As filed with the Securities and Exchange Commission on February 23, 2007

Registration No. 333-139693_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

___________

Amendment No. 1 to

Form S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

___________

STRUCTURED ASSET SECURITIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	74-2440850 (I.R.S. Employer Identification No.)

745 Seventh Avenue

New York, New York 10019

             (212) 526-7000

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Lana Franks

Chairman

Structured Asset Securities Corporation

745 Seventh Avenue

New York, New York 10019

(212) 526-4428

(Name, address, including zip code and telephone number,

including area code, of agent for service)

Copies to:

John Arnholz, Esq. McKee Nelson LLP 1919 M Street Washington, D.C. 20036 (202) 775-4138	Steven Molitor, Esq. Dechert LLP 30 Rockefeller Plaza New York, New York 10112 (212) 698-3577	Scott Kimmel, Esq. Lehman Brothers Inc. 745 Seventh Avenue New York, New York 10019 (212) 526-2439

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   X

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Asset-Backed Certificates and Asset-Backed Notes	$1,000,000.00	100%	$1,000,000.00	$0(2)

(1)

Estimated solely for the purpose of calculating the registration fee.

(2)

Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(3)

$107.00 previously paid in connection with the initial filing of this Registration Statement.

_________________________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “Commission”), acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, February 23, 2007

Structured Asset Securities Corporation

Depositor
Asset-Backed Certificates
Asset-Backed Notes
(Issuable in Series)

______________________

Each Issuing Entity:

•

may periodically issue asset-backed pass-through certificates or asset backed notes, in each case in one or more series with one or more classes; and

•

will be established to hold assets transferred to it by Structured Asset Securities Corporation, including:

•

mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, including loans secured by one- to four- family residential properties, manufactured housing, shares in cooperative corporations, multifamily properties, mixed use residential and commercial properties and participation interests in mortgage loans;

•

home improvement installment sales contracts and installment loan agreements which may be unsecured, secured by mortgages primarily on one- to four-family residential properties, or secured by purchase money security interests in the related home improvements;

•

mortgage backed certificates insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae;

•

private mortgage backed certificates; and

•

payments due on those mortgage loans and mortgage backed certificates.

The assets in your issuing entity will be specified in the prospectus supplement for your issuing entity, while the types of assets that may be included in a issuing entity, whether or not included in your issuing entity, are described in greater detail in this prospectus.

The Securities:

•

will be offered for sale pursuant to a prospectus supplement;

•

will evidence beneficial ownership of, or be secured by, the assets in the related issuing entity and will be paid only from the issuing entity assets described in the related prospectus supplement; and

•

may have one or more forms of credit enhancement.

The securityholders will receive distributions of principal and interest that are dependent upon the rate of payments, including prepayments, on the mortgage loans, mortgage backed certificates and other assets in the issuing entity.

The prospectus supplement will state whether the securities are expected to be classified as indebtedness and whether the issuing entity will make a REMIC election for federal income tax purposes.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

LEHMAN BROTHERS

The date of this prospectus is February 23, 2007

Introduction

Each trust fund will periodically issue asset-backed pass-through certificates or asset-backed notes, in each case in one or more series with one or more classes.  The securities will be offered for sale by this prospectus and the related prospectus supplement.  The securities of each series will consist of the offered securities of the series, together with any other asset-backed pass-through certificates or asset-backed notes of the series which are not offered publicly.

Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, a trust fund to be established by Structured Asset Securities Corporation, also known as the depositor.  Each trust fund will consist primarily of one or more pools of the following types of assets:

•

mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, including loans secured by one- to four- family residential properties, manufactured housing, shares in cooperative corporations, multifamily properties, mixed use residential and commercial properties, and participation interests in mortgage loans;

•

home improvement installment sales contracts and installment loan agreements which may be unsecured, secured by mortgages primarily on one- to four-family residential properties, or secured by purchase money security interests in the related home improvements;

•

mortgage backed certificates insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae;

•

private mortgage backed certificates; and

•

payments due on those mortgage loans and mortgage backed certificates.

These assets will be acquired by the depositor from one or more affiliated or unaffiliated sellers.  See “The Sponsor,” “The Depositor” and “The Trust Funds.”  The trust fund assets may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivative instruments, and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a trust agreement, pooling and servicing agreement or other agreement or (2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement.  Information regarding the offered securities of a series, and the general characteristics of the trust fund assets, will be set forth in the related prospectus supplement.

Each series of securities will include one or more classes.  Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the trust fund assets in the related trust fund in the manner described in this prospectus under “Description of the Securities” and in the related prospectus supplement.  A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions.  A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

The depositor’s only principal obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement.  Each servicer and the master servicer, if any, for any series of securities will be named in the related prospectus supplement.  The principal obligations of a master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make that advance.  See “Servicing of Loans.”

If specified in the related prospectus supplement, the trust fund for a series of securities may include credit enhancement by means of excess interest, overcollateralization, subordination of one or more classes of securities, loss allocation and limited cross-collateralization features.  In addition, credit enhancement may also be provided by means of any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund, swap agreement or other derivative instrument or any other type of credit enhancement specified in the related prospectus supplement, even if not specified in this prospectus.  See “Credit Support.”

The rate of payment of principal of each class of securities entitled to a portion of principal payments on the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage assets.  A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See “Yield, Prepayment and Maturity Considerations.”

With respect to each series of securities, one or more separate elections may be made to treat the related trust fund or a designated portion thereof as a REMIC for federal income tax purposes.  If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC.  See “Material Federal Income Tax Considerations” in this prospectus.

The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under “Plan of Distribution” in this prospectus and under “Underwriting” in the related prospectus supplement.

There will be no secondary market for the offered securities of any series before the offering thereof.  There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue.  The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement.  See “Risk Factors” in this prospectus and in the related prospectus supplement.

Page


Introduction

2

Risk Factors

7

Description of the Securities

40

General

40

Distributions on the Securities

41

Optional Termination

43

Optional Redemption of Securities

44

Optional Purchase of Securities

44

Other Purchases

44

Exchangeable Securities

44

Book-Entry Registration

46

The Trust Funds

47

General

47

The Mortgage Loans

48

Home Improvement Loans

56

Multifamily and Mixed Use Mortgage Loans

57

Private Mortgage-Backed Securities

59

Ginnie Mae Certificates

62

Fannie Mae Certificates

64

Freddie Mac Certificates

65

Pre-Funding Arrangements

67

Revolving Period Arrangements

68

Collection Account, Securities Administration Account and Distribution Account

68

Other Funds or Accounts

69

Loan Underwriting Procedures and Standards

69

Underwriting Standards

69

Loss Experience

70

Representations and Warranties

70

Substitution of Primary Assets

72

The Sponsor

73

General

73

Securitization Activities of the Sponsor

74

The Depositor

75

Aurora Loan Services LLC

76

General

76

Master Servicing

76

Servicing

77

Servicing of Loans

91

General

91

The Master Servicer

91

The Servicers

92

Collection Procedures; Escrow Accounts

93

Deposits to and Withdrawals from the Collection Account

93

Servicing Accounts

95

Buy-Down Loans, GPM Loans and Other Subsidized Loans

96

Advances and Other Payments, and Limitations Thereon

97

Maintenance of Insurance Policies and Other Servicing Procedures

98

Presentation of Claims; Realization Upon Defaulted Loans

100

Enforcement of Due-On-Sale Clauses

101

Certain Rights Related to Foreclosure

102

Servicing Compensation and Payment of Expenses

102

Evidence as to Compliance

103

Certain Matters Regarding the Master Servicer

103

Credit Support

104

General

104

Subordinate Securities; Subordination Reserve Fund

105

Allocation of Losses

106

Cross-Support Features

106

Overcollateralization

107

Excess Interest

107

Insurance

107

Letter of Credit

107

Financial Guaranty Insurance Policy

108

Reserve Funds

108

Derivative Instruments

109

Description of Mortgage and Other Insurance

109

Mortgage Insurance on the Loans

109

Hazard Insurance on the Loans

115

Bankruptcy Bond

116

Repurchase Bond

117

Derivatives

117

The Agreements

119

Issuance of Securities

119

Assignment of Primary Assets

120

Repurchase and Substitution of Non-Conforming Loans

122

Reports to Securityholders

123

Investment of Funds

125

Event of Default; Rights Upon Event of Default

126

The Trustee

128

Duties of the Trustee

128

Resignation of Trustee

129

Distribution Account

129

The Securities Administrator

129

Duties of the Securities Administrator

129

Resignation of Securities Administrator

130

Securities Administration Account

130

Expense Reserve Fund

131

Amendment of Agreement

131

Voting Rights

131

REMIC Administrator

131

Administration Agreement

132

Periodic Reports

132

Termination

132

Legal Aspects of Loans

133

Mortgages

133

Junior Mortgages; Rights of Senior Mortgages

134

Cooperative Loans

135

Foreclosure on Mortgages

137

Realizing Upon Cooperative Loan Security

138

Rights of Redemption

139

Anti-Deficiency Legislation and Other Limitations on Lenders

139

Servicemembers Civil Relief Act

141

Environmental Considerations

142

Due-on-Sale Clauses in Mortgage Loans

143

Enforceability of Prepayment Charges, Late Payment Fees and Debt-Acceleration Clauses

144

Equitable Limitations on Remedies

144

Applicability of Usury Laws

144

Multifamily and Mixed Use Loans

145

Leases and Rents

145

Default Interest and Limitations on Prepayment

146

Secondary Financing; Due-on-Encumbrance Provisions

146

Certain Laws and Regulations

146

Americans with Disabilities Act

147

Personal Property

147

Adjustable Interest Rate Loans

147

Manufactured Home Loans

148

The Home Improvement Loans

150

Installment Contracts

151

Yield, Prepayment and Maturity Considerations

152

Payment Delays

152

Principal Prepayments

152

Timing of Reduction of Principal Amount

152

Interest or Principal Weighted Securities

152

Certain Derivative Instruments

153

Final Scheduled Distribution Date

153

Prepayments and Weighted Average Life

153

Other Factors Affecting Weighted Average Life

154

Material Federal Income Tax Considerations

156

Types of Securities

157

Taxation of Securities Treated as Debt Instruments

159

Exchangeable Securities

164

REMIC Residual Certificates

167

Grantor Trust Certificates

173

Partner Certificates

176

Special Tax Attributes

178

Backup Withholding

180

Reportable Transactions

180

State and Local Tax Considerations

180

ERISA Considerations

180

General

180

The Underwriter Exemption

181

Additional Considerations for Securities which are Notes

185

Additional Fiduciary Considerations

186

Legal Investment Considerations

186

Accounting Considerations

187

Legal Matters

187

Use of Proceeds

187

Plan of Distribution

188

Static Pool Information

189

Additional Information

189

Incorporation of Certain Documents by Reference

190

Reports to Securityholders

190

Index of Principal Terms

191

Annex A Book-Entry Procedures

A-1

Annex B Global Clearance, Settlement and Tax Documentation Procedures

B-1


Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered securities.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus supplement.  In addition, you should consider the potential effects on the mortgage loans or on particular classes of offered certificates if several of the risks described below and in the related prospectus supplement occur in combination.

Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies

If specified in the related prospectus supplement, the mortgage loans may have been originated according to underwriting guidelines that do not comply with Fannie Mae or Freddie Mac guidelines.  These types of mortgage loans are sometimes referred to as “subprime,” “non-prime” or “non-conforming” mortgage loans.  Whereas “prime” loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, subprime loans are typically made to borrowers who are perceived as deficient in either or both of these respects.  The borrowers may have imperfect credit histories, ranging from minor delinquencies to bankruptcy, or relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income.  While lenders consider a borrower’s credit history when determining whether a loan is other than prime, they also consider the mortgage loan characteristics, such as loan-to-value ratio, or attributes of the property that may cause the loan to carry elevated credit risk.

Compared with prime loans, subprime loans typically have higher loan-to-value ratios, reflecting the greater difficulty that subprime borrowers have in making down payments and the propensity of these borrowers to extract equity during refinancing.  Historically, subprime borrowers pay higher rates of interest, go into delinquency more often, and have their properties foreclosed at a higher rate than either prime borrowers or borrowers of mortgage loans originated in accordance with Fannie Mae or Freddie Mac guidelines.  A significant portion of the mortgage loans in the trust fund may have been classified in these relatively low (i.e., relatively higher risk) credit categories.

Rising unemployment, higher interest rates, or a decline in housing prices generally or in certain regions of the United States may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of subprime mortgage loans and other mortgage loans of relatively low credit quality than on mortgage loans originated under stricter guidelines.  We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans.  These risks are magnified with respect to adjustable payment mortgage loans, interest-only mortgage loans, loans with balloon payments and loans which provide for negative amortization.  See “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” for a discussion of risks related to economic conditions generally and adjustable payment mortgage loans.

Consequently, mortgage loans originated according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines may be likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

“Alt-A” Mortgage Loans:  If specified in the related prospectus supplement, the trust fund may include mortgage loans originated according to “Alternative-A” or “Alt-A” underwriting guidelines.  Although Alt-A loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, Alt-A mortgage loans may have some of the characteristics and risks of subprime mortgage loans described above.  In particular, Alt-A mortgage loans (1) are often originated under underwriting guidelines with more limited and reduced documentation requirements, (2) have higher loan-to-value ratios than prime loans, (3) are more likely to be secured by properties not primarily occupied by the related borrower than prime loans and (4) often have prepayment premiums.  You should consider the risks discussed above if the trust fund contains Alt-A mortgage loans.

See “Loan Underwriting Procedures and Standards” in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Aspects of the Mortgage Loan Origination Process May Result in Higher Expected Delinquencies

Various factors in the process of originating the mortgage loans in the trust fund may have the effect of increasing delinquencies and defaults on the mortgage loans.  These factors may include any or all of the following:

Appraisal quality:  During the mortgage loan underwriting process, appraisals are generally obtained on each prospective mortgaged property.  The quality of these appraisals may vary widely in accuracy and consistency.  Because in most cases the appraiser is selected by the mortgage loan broker or lender, the appraiser may feel pressure from that broker or lender to provide an appraisal in the amount necessary to enable the originator to make the loan, whether or not the value of the property justifies such an appraised value.  Inaccurate or inflated appraisals may result in an increase in the number and severity of losses on the mortgage loans.

Stated income underwriting guidelines:  Most underwriting guidelines applied in the origination of mortgage loans have several different levels of documentation requirements applicable to prospective borrowers.  There has recently been an increasing number of mortgage loans originated under “stated income” programs, which permit an applicant to qualify for a mortgage loan based upon monthly income as stated on the mortgage loan application, if the applicant meets certain criteria.  Typically no verification of monthly income is required under stated income programs, which increases the risk that these borrowers have overstated their income and may not have sufficient income to make their monthly mortgage loan payments.  You should consider the risk that a higher number of mortgage loans originated under stated income programs may result in increased delinquencies and defaults on the mortgage loans in the trust fund.

Underwriting guideline exceptions:  Although mortgage originators generally underwrite mortgage loans in accordance with their pre-determined loan underwriting guidelines, from time to time and in the ordinary course of business, originators will make exceptions to these guidelines.  Loans originated with exceptions may result in a higher number of delinquencies and loss severities than loans originated in strict compliance with the designated underwriting guidelines.

Non-owner occupied properties:  Mortgage Loans secured by properties acquired by investors for the purposes of rental income or capital appreciation, or properties acquired as second homes, tend to have higher severities of default than properties that are regularly occupied by the related borrowers.  In a default, real property investors who do not reside in the mortgaged property may be more likely to abandon the related mortgaged property, increasing the severity of the default.

Broker and correspondent origination versus retail origination:  Mortgage loans that have been originated on behalf of the originators by unaffiliated brokers or correspondents rather than directly by the originators themselves may experience a higher rate of delinquencies and defaults.  In particular, a substantial number of subprime mortgage loans are originated by brokers rather than directly by the related originators.

Fraud:  Fraud committed in the origination process may increase delinquencies and defaults on the mortgage loans.  For example, a borrower may present fraudulent documentation to a lender during the mortgage loan underwriting process, which may enable the borrower to qualify for a higher balance or lower interest rate mortgage loan than the borrower would otherwise qualify for.  In addition, increasingly frequent incidences of identity theft involving borrowers, particularly in the case of mortgage loans originated by brokers and under streamlined origination programs, may result in an increased number of fraudulent mortgage loans that are not secured by a mortgaged property. To the extent that the trust fund includes any mortgage loans originated electronically over the Internet, these originations are more likely to be fraudulent.  You should consider the potential effect of fraud by borrowers, brokers and other third parties on the yield on your securities.

Self-employed borrowers:  Self-employed borrowers may be more likely to default on their mortgage loans than salaried or commissioned borrowers and generally have less predictable income.  In addition, many self-employed borrowers are small business owners who may be personally liable for their business debt.  Consequently, you should consider that a higher number of self-employed borrowers may result in increased defaults on the mortgage loans in the trust fund.

First time borrowers:  First time home buyers are often younger, have shorter credit histories, are more highly leveraged and have less experience with undertaking mortgage debt and maintaining a residential property than other borrowers.  The presence of loans with first time buyers in the mortgage pool may increase the number of defaults on the mortgage loans.

Although the aspects of the mortgage loan origination process described above may be indicative of the performance of the mortgage loans, information regarding these factors may not be available for the mortgage loans in the trust fund, unless specified in the prospectus supplement.

See “Loan Underwriting Procedures and Standards” in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types

Recently, an increasingly large proportion of residential mortgage loans originated in the United States have been adjustable payment mortgage loans, including loans that have interest-only or negative amortization features.  Mortgage loans that are referred to generally as adjustable payment or adjustable rate mortgage loans may include any of  the following types of loans:

•

mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment typically occurring six months after origination of the related mortgage loan and adjustments occurring every six months thereafter; these loans may or may not have a low introductory interest rate;

•

“hybrid” mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note, and thereafter adjusts periodically based on the related index;

•

“interest-only” mortgage loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate;

•

“negative amortization” mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

•

“option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the loan).

If specified in the related prospectus supplement, the trust fund may include significant concentrations of these types of adjustable payment mortgage loans, which present special default and prepayment risks.

The primary attraction to borrowers of these adjustable payment mortgage loan products is that initial monthly mortgage loan payments can be significantly lower than fixed rate or level pay mortgage loans under which the borrower pays both principal and interest at an interest rate fixed for the life of the mortgage loan.  As a result, many borrowers are able to incur substantially greater mortgage debt using one of these adjustable payment mortgage loan products than if they used a standard amortizing fixed rate mortgage loan.

In addition, a substantial number of these adjustable payment mortgage loans have been originated in regions of the United States that have seen substantial residential housing price appreciation over the past few years, such as California and major metropolitan areas in other states.  Many borrowers in these markets have used adjustable payment mortgage loan products to purchase homes that are comparatively larger or more expensive than they would otherwise have purchased with a fixed rate mortgage loan with relatively higher monthly payments.  These borrowers may have taken out these mortgage loan products in the expectation that either (1) their income will rise by the time their fixed rate period or interest-only period expires, thus enabling them to make the higher monthly payments, or (2) in an appreciating real estate market, they will be able to sell their property for a higher price or will be able to refinance the mortgage loan before the expiration of the fixed rate or interest-only period.

Borrowers with adjustable payment mortgage loans will likely be exposed to increased monthly payments (1) when the mortgage interest rate adjusts upward from a low introductory rate to the rate computed in accordance with the applicable index and margin, (2) if interest rates rise significantly, (3) in the case of interest-only mortgage loans, from the large increases in monthly payments when the interest-only terms expire and the monthly payments on these loans are recalculated to amortize the outstanding principal balance over the remaining term or (4) in the case of loans with negative amortization features, from the large increases in monthly payments when the payments are recalculated to amortize the outstanding principal balance.

When evaluating a mortgage loan application from a prospective borrower for an adjustable payment or interest-only mortgage loan, many mortgage originators determine the amount of loan that borrower can afford based on the borrower’s initial scheduled monthly payments, or the scheduled monthly payments on the first mortgage interest rate reset date, rather than based on the adjusted monthly payments as of future mortgage interest reset dates (in the case of adjustable rate mortgage loans) or the principal amortization date (in the case of interest-only mortgage loans).  Unless otherwise specified in the related prospectus supplement, mortgage loan characteristics and debt-to-income ratios set forth in the prospectus supplement will reflect the scheduled mortgage loan payments due or being made as of the “cut-off date,” and will not reflect the mortgage loan payment resets that will occur during the life of the mortgage loan.  These origination practices may increase the sensitivity of mortgage loan performance and defaults to changes in U.S. economic conditions.

As the fixed interest rates on hybrid mortgage loans expire and convert to adjustable rates, borrowers may find that the new minimum monthly payments are considerably higher, and they may not be able to make those payments.  Furthermore, in recent years, mortgage interest rates have been at historically low levels.  Although short-term interest rates have increased from their lowest levels, long-term interest rates have remained low.  If mortgage interest rates rise, borrowers will experience increased monthly payments on their adjustable rate mortgage loans.

In addition, without regard to changes in interest rates, the monthly payments on mortgage loans with interest-only or negative amortization features will increase substantially when the principal must be repaid.

Any of these factors, or a combination of these factors, could cause mortgage loan defaults to increase substantially.

Borrowers who intend to avoid increased monthly payments by refinancing their mortgage loans may find that lenders may not in the future be willing or able to offer these adjustable payment mortgage loan products, or to offer these products at relatively low interest rates.  A decline in housing prices generally or in certain regions of the United States could also leave borrowers with insufficient equity in their homes to permit them to refinance.  In addition, if the recent rapid increase in house prices ceases or housing prices decline, borrowers who intend to sell their properties on or before the expiration of the fixed rate periods or interest-only periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans, especially in the case of negative amortization mortgage loans.  These events could cause borrowers to default on their mortgage loans.

Rising unemployment and slow wage growth in certain regions of the United States or generally could also impact the ability of many borrowers with adjustable payment mortgage loans to make the higher monthly payments resulting from the expiration of fixed rate periods or interest-only periods, or from increases in interest rates.  If borrowers become unemployed in a slowing economy, or if they find that expected increases in personal income have not occurred, they may be unable to make the higher monthly mortgage payments.

It is likely that borrowers with adjustable payment mortgage loans will over the next several years be required to spend a larger proportion of their income to service their mortgage debt.  This increase could, in the absence of strong wage growth, come at the expense of other expenditures by these borrowers, particularly consumer spending.  It is possible that a decline in consumer spending could cause the U.S. economy to slow or decline, which could give rise to increased unemployment and falling property values.  These factors would negatively impact the ability of many borrowers to meet their increased monthly mortgage payments as described above.  As a consequence, defaults on adjustable payment mortgage loans may increase significantly.

Any of the factors described above, alone or in combination, could adversely affect the yield on your securities.  Depending upon the type of security purchased and the price paid, the adverse yield effect could be substantial.

These risks are magnified with respect to mortgage loans made on the basis of relatively low credit standards.  See “—Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” for a discussion of risks related to mortgage loans that are sometimes referred to as “subprime,” “non-conforming” or “alt-A,” or are otherwise originated in accordance with credit standards that do not conform to those of Fannie Mae or Freddie Mac.

Several types of adjustable payment mortgage loans discussed above, in particular “option ARMs” and interest-only mortgage loans, have only been originated in any significant numbers in relatively recent years.  Consequently, there is no material statistical information showing payment and default trends under a variety of macroeconomic conditions.  In particular, it is unclear how these mortgage loan products will perform in a declining housing market or under other negative macroeconomic conditions.

See “—Risks Related to Mortgage Loans with Interest-Only Payments” and “—Risks Related to Mortgage Loans that Provide for Negative Amortization” for further discussion of mortgage loans with interest-only or negative amortization features, respectively.

Prepayment Premiums May Affect a Borrowers Ability to Sell a Mortgaged Property or Refinance a Mortgage Loan, and May Affect the Yields on Your Securities

Many residential mortgage loans, particularly adjustable rate mortgage loans, negative amortization mortgage loans and subprime mortgage loans, require the payment of a prepayment premium in connection with voluntary prepayments of the mortgage loan made during the period specified in the related mortgage note.  These prepayment premiums may discourage borrowers from refinancing their mortgage loans, and in many cases, may discourage borrowers from selling the related mortgage property, during the applicable period.  Borrowers who wish to refinance their properties to take advantage of lower interest rates, or who want to sell their mortgaged property, may not be able to afford the prepayment premium and may be more likely to default.  You should consider the effect of these prepayment premiums on borrowers and the resulting effect on the yields of your securities.

The Subprime Mortgage Loan Market has Experienced Increasing Levels of Delinquencies and Defaults; the Rate of Defaults May Be Higher Where Other Risk Factors Are Present

In recent months, the rate of payment delinquencies and defaults by borrowers under subprime mortgage loans has increased significantly.  Delinquencies and defaults may continue at these relatively high rates for some period of time, or may increase further.  You should consider the heightened risk associated with purchasing offered certificates backed by pools of subprime mortgage loans, and that your investment in those certificates may perform worse than you anticipate.

See “Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May have Higher Expected Delinquencies” above.

This risk is compounded if subprime borrowers have financed their homes with adjustable rate mortgage loans or other alternative mortgage loan products that in many cases have allowed them to purchase homes that they might otherwise have been unable to afford.  As described under “Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” above, many of these products feature relatively low monthly payments during an initial period that increase (in some cases significantly) over the loan term.

In addition, as discussed under “Prepayment Premiums May Affect a Borrowers Ability to Sell a Mortgaged Property or Refinance a Mortgage Loan, and May Affect the Yields on Your Securities” above, many subprime loans also include prepayment premiums, which may have the effect of preventing a borrower from selling the related mortgage property or refinancing into a more affordable mortgage loan.

In addition, a borrower whose home has declined in value since origination of the mortgage loan may be left with insufficient equity in the home, and may be unable to afford to refinance.
Where two or more of these factors are combined, the rate of delinquencies and defaults in a pool of mortgage loans may be significantly higher than anticipated.
Information Regarding Historical Performance of Mortgage Loans May Not Be Indicative of the Performance of the Loans in the Trust Fund

A variety of factors may affect the performance of any pool of mortgage loans during any particular period of time.  In addition, differing loan characteristics or external factors may cause the performance of the mortgage loans included in the trust fund to differ from the performance of other loans of a similar type.  When examining data regarding the historical performance of pools of mortgage loans, prospective investors should consider, among other things:

•

differences in loan type;

•

the relative seasoning of the pools;

•

differences in interest rates, credit quality and any of various other material pool characteristics, both at formation of a pool and over time;

•

the extent to which the loans in a pool have prepayment premiums;

•

whether the loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and

•

whether the loans were serviced by different servicers.

In particular, prospective investors should consider that, both in the case of comparable pools of mortgage loans and of the mortgage loans in the trust fund, historical loan performance during a period of rising home values may differ significantly from the future performance of similar loans during a period of stable or declining home values.

Risks Related to Mortgage Loans with Interest-Only Payments

If specified in the related prospectus supplement, some of the mortgage loans to be included in the trust fund may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period following origination specified in the related prospectus supplement.  Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate.

If applicable, the presence of these mortgage loans in the trust fund will, absent other considerations, result in longer weighted average lives of the related securities than would have been the case had these loans not been included in the trust fund.  In addition, borrowers may view the absence of any obligation to make a payment of principal during the interest-only period following origination specified in the related prospectus supplement as a disincentive to prepayment.  Conversely, however, borrowers may be more likely to refinance their mortgage loans when the related interest-only period expires, resulting in increased prepayments.

After a borrower’s monthly payment has been increased to include principal amortization, and assuming the borrower does not refinance the related mortgage loan, delinquency or default may be more likely.

See also “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” for a discussion of risks related to interest-only mortgage loans and economic conditions.

Risks Related to Mortgage Loans that Provide for Negative Amortization

If specified in the related prospectus supplement, the trust fund may include mortgage loans that provide for so-called “negative amortization.”  Negative amortization mortgage loans generally provide the borrower with a low initial introductory interest rate.  Thereafter, the mortgage interest rate is calculated at the index specified in the related mortgage note plus the applicable margin.  However, the borrower is only required to make (or may elect to make) for the period specified in the related mortgage note a minimum monthly payment on the mortgage loan that may be sufficient to amortize the principal balance of the mortgage loan over the remaining term but not to pay all accrued interest, or may be insufficient to pay accrued interest and not amortize the principal balance at all.

At the end of this initial period, and periodically thereafter, the borrower’s minimum monthly payment is adjusted to reflect the prevailing interest rate, consisting of the current applicable index plus the applicable margin, plus a principal amount sufficient to amortize the mortgage loan over the remaining applicable term.  Typically, the borrower’s monthly payment will not be increased or decreased by more than a periodic cap and is subject to a maximum interest rate, as specified in the related mortgage note.  Nevertheless, although each year’s recalculated monthly payment will be based on the prevailing rate of the applicable index at the time of the annual payment adjustment date, this index may continue to adjust up or down throughout the course of the year.

During a period of rising interest rates, as well as before the annual adjustment to the minimum monthly payment made by the borrower, the amount of interest accruing on the principal balance of the related mortgage loan may exceed the amount of the scheduled monthly payment.  As a result, a portion of the accrued interest on the related mortgage loan may become deferred interest that will be added to its principal balance and will also bear interest at the applicable interest rate.

In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is generally limited and may not be sufficient to amortize fully the unpaid principal balance of a negative amortization mortgage loan over its remaining term to maturity.

Generally, under the circumstances and at the intervals provided in the related mortgage note, the monthly payment due on a negative amortization mortgage loan will be “recast” without regard to the related payment cap in order to provide for payment of the outstanding balance of the mortgage loan over its remaining term.

In summary, then, as interest rates increase (or, in some cases, even if market interest rates remain stable), the principal balance of a negative amortization mortgage loan will increase over time, thereby increasing the monthly payments to be paid by the borrower when principal must be repaid, making refinancing more difficult and increasing the potential adverse effect of macroeconomic trends.  See “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” above.

In addition, any deferral of interest on negative amortization mortgage loans will result in a reduction of the amount of interest available to be distributed as interest to the securities.  If specified in the related prospectus supplement, the reduction in interest collections may be offset, in part, by applying certain prepayments received on the mortgage loans to interest payments on the securities.  In that case, the excess of any deferred interest on the mortgage loans over the prepayments received on the mortgage loans, or net deferred interest, will be allocated among the classes of securities in an amount equal to the excess of the interest accrued on each such class at its applicable interest rate over the amount of interest that would have accrued if the applicable interest rate for each class had been equal to a rate adjusted for net deferred interest on the related mortgage loans, as described in the related prospectus supplement.  Any such allocation of net deferred interest could, as a result, affect the weighted average maturity of the affected class of securities.

Early or Multiple Payment Defaults May Be Indicative of Higher Rates of Delinquencies and Losses in the Future

As specified in the related prospectus supplement, a certain number of mortgage loans included in the trust fund may be delinquent as of the applicable cut-off date or may have been delinquent in payment in the last twelve months on one or more due dates.

Prior delinquencies and, in particular, first or early payment defaults, may be an indication of underwriting errors in assessing the financial means and/or credit history of the borrower or of an adverse change in the financial status of the borrower.  These mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more favorable payment histories.

Mortgage Loans with High Original Loan-to-Value Ratios May Present a Greater Risk of Loss

As specified in the related prospectus supplement, some of the mortgage loans included in the trust fund may have original loan-to-value ratios of greater than 80%.  Mortgage loans with high loan-to-value ratios, particularly those in excess of 100%, may be more likely to experience default and foreclosure than mortgage loans with low original loan-to-value ratios.

Moreover, mortgage loans with high original loan-to-value ratios are more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios.  If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, none of the servicers or the master servicer will be required to advance funds in respect of relieved amounts, and any related loss may reduce the amount available to be paid to securityholders.  In such event, holders of subordinate classes of securities may suffer losses.

Special Default Risk of Second Lien Mortgage Loans

If the related prospectus supplement specifies that the trust fund includes mortgage loans that are secured by second liens on the related mortgaged properties, these second lien mortgage loans will be subordinate to the rights of the mortgagee under the related first mortgages.  Generally, the holder of a second lien mortgage loan will be subject to a loss of its mortgage if the holder of the first mortgage is successful in foreclosure of its mortgage, because no second liens or encumbrances survive such a foreclosure.  In addition, due to the priority of the first mortgage, the holder of the second lien mortgage may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property.  Furthermore, any liquidation, insurance or condemnation proceeds received on the second lien mortgage will be available to satisfy the outstanding balance of the mortgage loan only to the extent that the claim of the related first mortgage has been satisfied in full, including any foreclosure costs.  Accordingly, if liquidation proceeds are insufficient to satisfy the mortgage loan secured by the second lien and all prior liens in the aggregate, and if the credit enhancement provided by any excess interest and overcollateralization (if applicable) has been exhausted or is otherwise unavailable to cover the loss, securityholders will bear the risk of delay in payments while any deficiency judgment against the borrower is sought and the risk of loss if the deficiency judgment is not pursued, cannot be obtained or is not realized for any other reason.

Risks Related to Simultaneous Second Liens and Other Borrower Debt

At the time of origination of any first lien mortgage loans in the trust fund, the originators or other lenders may also have made second lien loans to the same borrowers that will not be included in the trust fund.  In addition, other borrowers whose first lien loans are included in the trust fund may have obtained secondary mortgage financing following origination of the first lien loans.  In addition, borrowers may increase their aggregate indebtedness substantially by assuming consumer debt of various types.  Consequently, investors should consider that borrowers who have less equity in their homes, or who have substantial mortgage and consumer indebtedness, may be more likely to default and may be more likely to submit to foreclosure proceedings.

In addition, the nature of any second lien may influence the prepayment characteristics of the first lien included in the trust fund.  Borrowers may be more likely to refinance and prepay the first lien when any secondary mortgage financing becomes due in full, and consequently investors should be aware that the rate of prepayment of the first lien mortgage loans in the trust fund may be affected by any associated second lien loans.

Geographic Concentration of Mortgage Loans

The mortgage loans to be included in the trust fund may be concentrated in one or more states, as specified in the related prospectus supplement.  The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions will have a disproportionate impact on the mortgage loans in general:

• Weak economic conditions in those states, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

•

Declines in the residential real estate market in those states may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios of the related mortgage loans.

•

Properties in California, Florida and the Gulf of Mexico coast, in particular, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as hurricanes, as well as earthquakes, floods, wildfires, mudslides and other natural disasters.

•

Predatory lending laws or other laws which tend to restrict the availability of credit in certain cities, counties or states may limit a borrower’s refinancing options and increase the chances of default and foreclosure.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans.

For additional information regarding the geographic concentration of the mortgage loans to be included in the trust fund, see the geographic distribution table or tables in the prospectus supplement.
Balloon Loans

If specified in the related prospectus supplement, the mortgage loans to be included in the trust fund may include balloon loans.  Balloon loans pose a special payment risk because the borrower must pay a large lump sum payment of principal at the end of the loan term.  If the borrower is unable to pay the lump sum or refinance such amount, you may suffer a loss if the collateral for the loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

Default Risk on High Balance Mortgage Loans

If specified in the related prospectus supplement, a certain percentage of the mortgage loans included in the trust fund may have a principal balance as of the cut-off date in excess of $1,000,000.  You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the trust fund as a whole.

Special Risks Associated with Multifamily and Mixed Use Mortgage Loans

If specified in the related prospectus supplement, mortgage loans in the trust fund may be secured by liens on multifamily properties and mixed residential/commercial properties.  Mixed use loans and multifamily loans may have a greater likelihood of delinquency and foreclosure, and therefore a greater likelihood of loss, than mortgage loans secured by single-family residential properties.  The ability of a borrower to repay a single-family loan typically depends primarily on the borrower’s household income rather than on the capacity of the property to produce income, and (other than in geographic areas where employment is dependent upon a particular employer or industry) the borrower’s income tends not to reflect directly the value of their property.  A decline in the income of a borrower on a loan secured by a single family property may therefore adversely affect the performance of the loan, but may not affect the liquidation value of that property.  In contrast, the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily on the successful operation and management of that property rather than on any independent income or assets of the borrower and thus, in general, the value of the income-producing property also is directly related to the net operating income derived from that property.  In some cases, the borrower may have no material assets other than the mortgaged property.  Consequently, if the net operating income of the property is reduced (for example, if rental or occupancy rates decline, competition increases or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired, and the liquidation value of the related property also may be adversely affected.  In addition, in some cases the loans will have been made on a nonrecourse basis, so that in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

There are various risks associated with multifamily and mixed use loans.  In general, factors such as location, changing demographics or traffic patterns, increases in operating expenses, competitive factors and economic conditions generally, may affect the value of a commercial or mixed use property.  Factors such as the management skill, experience and financial resources of the operator (which may be other than the borrower), national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due.  Hospitals, nursing homes and other health care properties may receive a substantial portion of their revenues from government programs, which are subject to statutory and regulatory changes and funding limitations.  In addition, you should consider the following risks:

Multifamily Loans. The performance of a multifamily loan and the value of the related mortgaged property may be affected by factors such as local and regional economic conditions, the physical condition of the property, the types of services and amenities provided, the tenant population (for example, predominantly students or elderly persons, or workers in a particular industry), availability of alternative rental properties, changes in the surrounding neighborhood, management, the level of mortgage interest rates, dependence upon government rent subsidies, any applicable rent control laws and state and local regulations.

The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to mixed use loans than with respect to residential mortgage loans.  See “— Environmental Risks” below.

Combination or “Layering” of Multiple Risk Factors May Significantly Increase Your Risk of Loss

Although the various risks discussed in this prospectus and the accompanying prospectus supplement are generally described separately, prospective investors in any class of securities should consider the potential effects on those securities of the interplay of multiple risk factors.  Where more than one significant risk factor is present, the risk of loss to an investor may be significantly increased.

For example, a particular mortgage loan pool may include loans that not only have relatively high loan-to-value ratios but also provide for negative amortization, or were originated concurrently with second lien loans not included in the trust fund.  Many of these loans may also have been originated in regions that are experiencing home price depreciation.  An investor in subordinated securities may be particularly exposed to such a potential combination of risks.

There are many other circumstances in which layering of multiple risks with respect to an asset pool and the related securities may magnify the effect of those risks.  In considering the potential effects of layered risks, prospective investors should carefully review the descriptions of the pooled assets and the securities offered in the accompanying prospectus supplement.

Credit Scoring Models May Not Provide an Accurate Risk Assessment of Borrowers

Credit scoring models are intended to provide a means for evaluating information about a prospective borrower.  Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.  A credit score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization.  Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.  However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender.  A borrower with a higher credit score is statistically expected to be less likely to default in payment than a borrower with a lower credit score.

In addition, credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan.  Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history.  Therefore, a credit score does not take into consideration differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, such as the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio.  We cannot assure you that the credit scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any borrower’s credit score would not be lower if obtained as of the date of the related prospectus supplement.

Environmental Risks

Real property pledged as security for a mortgage loan may be subject to certain environmental risks.  Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup.  In several states, such a lien has priority over the lien of an existing mortgage against the related property.  In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), a lender may be liable, as an “owner” or “operator,” for the costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner.  A lender also risks such liability on foreclosure of the mortgage.  Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower.  In addition, some environmental laws impose liability for releases of asbestos into the air.  Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos.

Mortgage Loan Interest Rates May Limit Interest Rates on the Variable Rate Securities

The securities generally will have either fixed or variable interest rates.  However, as specified in the related prospectus supplement, the interest rates on your securities may be subject to certain limitations, generally based on the weighted average interest rates of the mortgage loans in the trust fund or as otherwise described in the related prospectus supplement, net of certain allocable fees and expenses of the trust fund and any payments owed on derivative instruments.  The mortgage loans to be included in the trust fund will have interest rates that either are fixed or adjust based on a variable index, as described in the related prospectus supplement.

Any adjustable rate mortgage loans in the trust fund may also have periodic maximum and minimum limitations on adjustments to their interest rates, and may have the first adjustment to their interest rates a number of years after their first payment dates.  In addition, adjustable rate mortgage loans generally have lifetime maximum interest rates.  As a result, your variable rate securities may accrue less interest than they would accrue if their interest rates were solely based on the specified index plus the specified margin.

A variety of factors could limit the interest rates and adversely affect the yields to maturity on the variable rate securities. Some of these factors are described below.

•

The interest rates for your securities may adjust monthly based on the one-month LIBOR index or another index, while the interest rates on the mortgage loans to be included in the trust fund may either adjust less frequently, adjust based on a different index or not adjust at all.  Consequently, the limits on the interest rates on these securities may prevent increases in the interest rates for extended periods in a rising interest rate environment.

•

The interest rates on adjustable rate mortgage loans may respond to economic and market factors that differ from those that affect the one-month LIBOR index or the index applicable to your variable rate securities.  It is possible that the interest rates on any adjustable rate mortgage loans may decline while the interest rates on the related securities are stable or rising.  It is also possible that the interest rates on any adjustable rate mortgage loans and the interest rates on the related securities may both decline or increase during the same period, but that the interest rates on your securities may decline or may increase more slowly or rapidly.

•

To the extent that fixed rate or adjustable rate mortgage loans are subject to default or prepayment, the interest rates on the related securities may be reduced as a result of the net funds cap limitations described in the related prospectus supplement.

See “Yield, Prepayment and Maturity Considerations” in this prospectus and see the prospectus supplement for a description of the interest rates applicable to your securities and for a general description of the interest rates of the related mortgage loans.

Potential Inadequacy of Credit Enhancement

If specified in the related prospectus supplement, the features of subordination and loss allocation, excess interest, overcollateralization and limited cross-collateralization, together with any primary mortgage insurance and financial guaranty insurance policies, are intended to enhance the likelihood that holders of more senior classes of securities will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the related mortgage loans.

Subordination and Allocation of Losses.  If the applicable subordination is insufficient to absorb losses, then securityholders will likely incur losses and may never receive all of their principal payments.  You should consider that

•

if you buy a subordinate security and losses on the related mortgage loans exceed the total principal amount of any securities subordinate to your securities (if any), plus, if applicable to the trust fund and as specified in the related prospectus supplement, any excess interest and any overcollateralization that has been created, the principal amount of your securities will be reduced proportionately with the principal amounts of the other securities of your class by the amount of that excess; and

•

if specified in the related prospectus supplement, after the total principal amount of the subordinate securities has been reduced zero, losses on the mortgage loans may reduce the principal amounts (or notional amounts) of the senior securities.

Losses on the related mortgage loans will reduce the loss protection provided by the subordinate securities to the senior securities and will increase the likelihood that the senior securities will not receive all of their expected principal payments.

If the securities have the benefit of overcollateralization and excess interest, and if overcollateralization is maintained at the required amount and the related mortgage loans generate interest in excess of the amount needed to pay interest and principal on your securities, the fees and expenses of the trust fund and any payments owed to a derivatives counterparty, then excess interest may be used to pay you and the other securityholders of the related securities the amount of any reduction in the aggregate principal balance of the mortgage loans caused by application of losses.  These payments will generally be made in order of seniority.  We cannot assure you, however, that any excess interest will be generated and, in any event, unless otherwise specified in the related prospectus supplement, no interest will be paid to you on the amount by which the principal amount of your securities was reduced because of the application of losses.

See “Credit Support” in this prospectus and see the descriptions of credit enhancement, subordination and application of realized losses in the prospectus supplement.

Excess Interest and Overcollateralization.  If the securities have the benefit of excess interest and overcollateralization, as specified in the related prospectus supplement, then in order to create and maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the related securities, as well as any fees and expenses of the trust fund and any payments owed to a derivative counterparty.  If the securities have the benefit of excess interest and/or overcollateralization, we expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the related securities plus the weighted average aggregate expense rate.  Any remaining interest generated by the mortgage loans will be used to absorb losses on the mortgage loans and to maintain overcollateralization.  In addition, on the closing date, the total scheduled principal balance of the mortgage loans may exceed the total principal amount of the securities.  This excess is referred to as “overcollateralization” and will be available to absorb losses.  We cannot assure you, however, that the mortgage loans will generate enough excess interest to maintain this overcollateralization level as set by the applicable rating agencies.  In addition, there may be no amounts available from any interest rate derivative agreement described in the related prospectus supplement to cover shortfalls.  The following factors will affect the amount of excess interest that the related mortgage loans will generate:

•

Prepayments.  Every time a mortgage loan is prepaid in whole or in part, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.  The effect of this reduction on your securities will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans.  Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

•

Defaults, Delinquencies and Liquidations.  If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest available for overcollateralization or to absorb losses will be reduced.   Every time a mortgage loan is liquidated or charged off, excess interest will be reduced because that mortgage loan will no longer be outstanding and generating interest.

See “Credit Support” in this prospectus and see the descriptions of excess interest and overcollateralization in the prospectus supplement.

Limited Cross-Collateralization.  The trust fund may contain two or more separate mortgage pools, as specified in the related prospectus supplement.  Principal payments on the senior securities will depend, for the most part, on collections on the mortgage loans in the related pool.  However, as specified in the related prospectus supplement, the senior securities may have the benefit of credit enhancement in the form of subordination from one or more of the other pools.  That means that even if the rate of losses on mortgage loans in the pool related to your class of senior securities is low, losses in an unrelated pool may reduce the loss protection for your securities.

Interest Rate Derivative Agreements.  If specified in the related prospectus supplement, any amounts received under any interest rate cap or swap agreement will generally be applied as described in the related prospectus supplement to pay interest shortfalls and, if applicable, to maintain overcollateralization and cover losses.  However, we cannot assure you that any amounts will be received under that interest rate derivative agreement, or that any such amounts that are received will be sufficient to maintain any required overcollateralization or to cover interest shortfalls and losses on the mortgage loans.

See “Credit Support” in this prospectus and see the description of any interest rate cap agreement or swap agreement, as applicable, in the prospectus supplement.

Primary Mortgage Insurance.  If specified in the related prospectus supplement, some of the first lien mortgage loans which have original loan-to-value ratios greater than 80% may be covered by existing borrower-paid primary mortgage insurance policies.  The existing borrower-paid primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to 60%.

In addition, if specified in the related prospectus supplement, one or more loan-level primary mortgage insurance policies may be acquired on behalf of the trust fund from primary mortgage insurance providers, providing the initial insurance coverage specified in the related prospectus supplement for those first lien mortgage loans with original loan-to-value ratios greater than 80%.

These loan-level primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to approximately 60%.  However, these policies will only cover first lien mortgage loans and will be subject to various other limitations and exclusions.  In addition, borrower-paid primary mortgage insurance may be subject to cancellation by the related borrower.  As a result, coverage may be rescinded or denied on some mortgage loans.  Primary mortgage insurance providers will generally curtail the insured payments on a foreclosed mortgage loan if the related servicer does not foreclose that mortgage loan within a limited time period determined by the insurance provider.  In addition, because the amount of coverage under these policies depends on the loan-to-value ratio of the related mortgaged property at the inception of these policies, a decline in the value of the related mortgaged property will not result in increased coverage, and the trust fund may still suffer a loss on a covered mortgage loan.  Accordingly, these primary mortgage insurance policies will provide only limited protection against losses on the mortgage loans.

See “Credit Support—Insurance” and “Description of Mortgage and Other Insurance—Mortgage Insurance on the Loans” in this prospectus and see the descriptions of any primary mortgage insurance policies in the prospectus supplement.

Effect of Creditworthiness of Primary Mortgage Insurers on Ratings of Securities

If the related prospectus supplement specifies that one or more loan-level primary mortgage insurance policies have been acquired on behalf of the trust fund from one or more primary mortgage insurance providers, then the ratings assigned to your securities by the applicable rating agencies will be based in part on the financial strength ratings assigned to the insurer or insurers providing the primary mortgage insurance coverage described above.  However, these financial strength ratings assigned to the insurer or insurers could be qualified, reduced or withdrawn at any time.  In addition, you should consider that a credit rating does not assure you that the insurer or insurers will not default on their obligations.

Any qualification, reduction or withdrawal of the financial strength ratings assigned to the insurer or insurers could result in reduction of the ratings assigned to your securities, which could in turn affect the liquidity and market value of your securities.

See “Credit Support—Insurance” and “Description of Mortgage and Other Insurance—Mortgage Insurance on the Loans” in this prospectus and see the descriptions of any primary mortgage insurance providers in the prospectus supplement.

Risks Related to any Interest Rate Swap Agreement

If the related prospectus supplement specifies that the trust fund or related supplemental interest trust includes one or more interest rate swap agreements, then any net swap payment payable to the swap counterparty under the terms of those interest rate swap agreements will reduce amounts available for payment to securityholders, and may reduce payments of interest on the securities.  If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amounts on which payments due under the interest rate swap agreements are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty.  Therefore, a rapid rate of prepayments during periods in which the trust fund makes net payments to a swap counterparty could adversely affect the yields on the securities.

Effect of Creditworthiness of Swap Counterparty on Ratings of Securities

If the related prospectus supplement specifies that the trust fund includes one or more interest rate swap agreements, in the event that the trust fund, after application of all interest and principal received on the related mortgage loans, cannot make the required swap payments to the swap counterparty, a swap termination payment as described in the related prospectus supplement may be owed to the swap counterparty.  Any termination payment payable to the swap counterparty in the event of early termination of any interest rate swap agreement will likely reduce amounts available for payment to securityholders.

If the related prospectus supplement specifies that the trust fund includes one or more interest rate swap agreements, the ratings on your securities will be dependent in part upon the credit ratings of the swap counterparty or its credit support provider.  If a credit rating of the swap counterparty or its credit support provider is qualified, reduced or withdrawn, or if the swap counterparty or its credit support provider defaults on its obligations, and a substitute counterparty or credit support provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of your securities may be qualified, reduced or withdrawn.  In such event, the value and marketability of those securities will be adversely affected.

See the descriptions of any interest rate swap agreement and the swap counterparty in the prospectus supplement.
Special Risks for Certain Classes of Securities

The related prospectus supplement may specify that certain classes of securities are interest-only or principal-only securities.  These securities will have yields to maturity (or early termination)—the yield you will receive if you hold a security until it has been paid in full—that are highly sensitive to prepayments on the related mortgage loans.

If you purchase any of these classes of securities, you should consider the risk that you may receive a lower than expected yield under the following circumstances:
• in the case of any interest-only securities, a faster than expected rate of prepayments on the mortgage loans in the trust fund; and
• in the case of any principal-only securities, a slower than expected rate of prepayments on the mortgage loans in the trust fund.

Prepayments on the mortgage loans, including liquidations, purchases and insurance payments, could result in the failure of investors in any interest-only securities to fully recover their initial investments. Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the seller and its affiliates and any master servicer or servicer.

Exercise by a party that has a right to purchase the mortgage loans, as described in the related prospectus supplement, will adversely affect the yields on any interest-only securities.
Special Risks Associated with Underlying Securities

If specified in the related prospectus supplement, the trust fund may include other publicly- or privately-offered securities, representing beneficial ownership interests in separate trust funds.  As described in the prospectus supplement, these underlying securities may be senior securities or subordinate securities, and may not have the benefit of credit enhancement.

Losses on the underlying securities will not be transferred to, allocated to or shared by any other underlying trust fund.  Each allocation of a realized loss to a class of underlying securities will reduce both the amount of interest that will accrue on that class and the amount of principal that will be distributable on that class.  Therefore, the aggregate amount of payments on your securities, the yield to maturity of your securities and the rate of payments of principal on your securities may be affected by the rate and the timing of realized losses on the assets of the trust funds represented by the underlying securities.  To the extent that the amount of realized losses experienced on the assets of the trust funds represented by the underlying securities reduces distributions in respect of the underlying securities, the yield on your securities may be lower than anticipated.

Certain parties may have the option to purchase the mortgage loans and other property in the related underlying trust funds once the underlying mortgage loans decline to a fixed percentage of the initial principal balance.  As specified in the prospectus supplement, some or all of the underlying securities (by principal balance) may be issued from underlying trust funds that have paid down or are approaching the level necessary to exercise of these optional termination rights.  In the event that any such party exercises its right to purchase the related mortgage loans, the related underlying securities will be retired.  This retirement of underlying securities will have the same effect as a prepayment of all of the related mortgage loans in the related underlying trust fund.

Military Action and Terrorist Attacks

The effects that military action by U.S. forces in Iraq, Afghanistan or other regions, terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans in the trust fund or on the values of mortgaged properties cannot be determined at this time.  Investors should consider the possible effects on delinquency, default and prepayment experience of the related mortgage loans.  Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by possible future events.  In addition, the activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act or similar state or local laws.  The amount of interest available for payment to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or similar state or local laws and no servicer, master servicer nor any other party will be required to fund any interest shortfall caused by any such reduction.

Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates.  Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates.  If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

Borrowers may prepay their mortgage loans in whole or in part at any time; however, some or all of the mortgage loans to be included in the trust fund may require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from the periods specified in the related prospectus supplement.  These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period.

Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan originators, including the seller and its affiliates, the servicer or servicers, as applicable, and any master servicer.  In addition, the availability of newer mortgage products with more flexible payment terms or that require lower monthly payments, such as “option ARMs,” may result in an increase in the number of borrowers who prepay their mortgage loans to take advantage of new products.

The timing of prepayments of principal may also be affected by liquidations of or insurance payments on the mortgage loans.  In addition, Lehman Brothers Holdings Inc., as a seller of the mortgage loans to the depositor, or the party from which Lehman Brothers Holdings Inc. acquired a particular mortgage loan, or such other seller as specified in the related prospectus supplement, may be required to purchase mortgage loans from the trust fund in the event that certain breaches of representations and warranties made with respect to the mortgage loans are not cured. These purchases will have the same effect on securityholders as prepayments of mortgage loans.

A prepayment of a mortgage loan will usually result in a payment of principal on the securities:

•

If you purchase securities at a discount, especially any principal-only securities, and principal prepayments on the related mortgage loans are received at a rate slower than you anticipate, then your yield may be lower than you anticipate.

•

If you purchase securities at a premium, especially any interest-only securities, and principal prepayments on the related mortgage loans are received at a rate faster than you anticipate, then your yield may be lower than you anticipate.

The prepayment experience of the mortgage loans to be included in the trust fund may differ significantly from that of other first and second lien residential mortgage loans.

See “Yield, Prepayment and Maturity Considerations” in this prospectus and prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less than Mortgage Balance

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans.  Further, reimbursement of advances made by a servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to securityholders.  If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

Originators and Servicers May Be Subject to Litigation, Governmental Proceedings or Adverse Economic Conditions

The mortgage lending and servicing business involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending.  Lenders and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business.  It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability.  In addition, recent adverse economic conditions in the residential housing market have resulted in serious financial difficulties for, and in some cases, bankruptcy of, numerous mortgage originators and servicers, particularly those involved with subprime loans.

If any legal or governmental proceeding were determined adversely to an originator or servicer of mortgage loans included in a trust fund and were to have a material adverse effect on its financial condition, or if the servicer or originator experiences serious financial difficulties, the ability of the affected servicer to service the mortgage loans in accordance with the applicable servicing agreement, or the ability of the affected originator to fulfill its obligation to repurchase or substitute for defective mortgage loans, could be impaired.

In particular, the yield on your securities may be adversely affected if such events impact an originator of mortgage loans in the related trust fund.  An originator is generally required to repurchase or substitute for mortgage loans for material breaches of representations and warranties made by it with respect to the mortgage loans, or if described in your prospectus supplement, in the event of early payment defaults.  The inability to repurchase or substitute for such defective loans or for early payment defaults would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses.

The Servicers’ Collections Procedures May Affect the Timing of Collections on the Mortgage Loans

In order to reduce borrower defaults, the servicer or servicers may from time to time use servicing and collections practices that have the effect of accelerating or deferring prepayments or borrower defaults of mortgage loans.  The servicers may generally waive, modify or vary any term of any mortgage loan, or postpone strict compliance by the borrower with any term of any mortgage loan, so long as that waiver, modification or postponement is not materially adverse to the trust fund.  For example, qualifying borrowers might be permitted to skip a payment or be offered other benefits that have the effect of deferring or otherwise altering the timing of the trust fund’s receipt of interest or principal payments.

See “Servicing of Loans” in this prospectus.
Risks Relating to Defaults or Resignation of the Master Servicer or Servicer

If the master servicer or servicer were to default in their obligations under the related master servicing or servicing agreement, the trustee or the seller may attempt to terminate the defaulting party.  However, certain aspects of the servicing of mortgage loans are subject to various interpretations of what actions are “accepted” or “market standard” practices, and the parties’ determination of what servicing actions are in the best interest for the securityholders may, at such times, be in disagreement between the trustee, the sponsor and the seller on the one hand, and the master servicer or servicer, as applicable, on the other.  As a consequence, if the trustee or the seller attempts to terminate a defaulting master servicer or servicer, the master servicer or servicer may challenge that termination.  While such a dispute is being resolved, the performance of the servicing function of the master servicer or servicer may continue to suffer and may adversely affect the mortgage loans.

If the master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the relevant agreements under the bankruptcy laws, thus forcing the trustee to appoint a successor servicer or master servicer.

If the master servicer or servicer resigns or is in default and the cost of servicing the mortgage loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the relevant governing agreement.  These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer.  If that approval was not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust.  Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

Delinquencies Due to Servicing Transfers

Servicing of mortgage loans may be transferred in the future to other servicers in accordance with the provisions of the trust agreement or sale and collection agreement, as applicable, and the related servicing agreement as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under a servicing agreement or (2) the exercise by the seller of its right to terminate a servicer without cause.

All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, inadequate borrower notification, system incompatibilities and other reasons.  As a result, the affected mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer.  There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yields on the securities.

See “Servicing of Loans” in this prospectus.
Risks Relating to Optional or Mandatory Purchases of Securities

If specified in the related prospectus supplement, one or more classes of the related series of securities may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated person or entity, at specified times and purchase prices, and under particular circumstances, or may be subject to mandatory purchase or redemption.

In the event that any of those parties exercises its right to purchase the related securities, the purchase of the related securities will have the same effect as a prepayment of the related mortgage loans in the trust fund.  If you purchase securities at a premium, especially any interest-only securities, and the related securities are purchased as described above sooner than you anticipate, then your yield may be lower than you anticipate.  Similarly, if you purchase securities at a discount, especially any principal-only securities, and the related securities are purchased as described above later than you anticipate (or not purchased at all), then your yield may be lower than you anticipate.

See “Description of the Securities—Optional Purchase of Securities” and “—Other Purchases” in this prospectus.
Risks Relating to Securities Subject to a Mandatory Auction Procedure

If specified in the related prospectus supplement, one or more classes of the related series of securities may be subject to a mandatory auction procedure and may be transferred to third-party investors on a certain distribution date.  If you purchase securities subject to an auction procedure, your investment in that security will end on the related auction distribution date, except in certain circumstances described below.

If the outstanding principal amount of any class of securities subject to a mandatory auction procedure, after application of principal distributions and realized losses on the related auction distribution date, is greater than the amount received in the auction, a swap counterparty, pursuant to a market value swap agreement, will be obligated to pay the amount of that excess to the auction administrator for distribution to the holders of the securities subject to such auction procedure.  If all or a portion of a class of auction securities is not sold in the auction, the auction price for these unsold securities will be deemed to be zero and the swap counterparty will pay the auction administrator the entire outstanding principal amount of the unsold securities, after application of principal distributions and realized losses on the related auction distribution date.  If the swap counterparty defaults on its obligations under the swap agreement, you may receive an amount less than the outstanding principal amount of your auction security, after application of principal distributions and realized losses on the auction distribution date.  In addition, if the swap counterparty defaults and if not all of a class of securities is purchased by third-party investors in the auction, then your auction security (or part of your auction security) will not be transferred, in which case you will not receive any proceeds from the auction and you will retain your auction security (or part of your auction security).

See “Derivatives” in this prospectus.
Rights of a NIMS Insurer May Affect Securities

If specified in the related prospectus supplement, it may be anticipated that one or more insurance companies, referred to as the “NIMS Insurer,” may issue a financial guaranty insurance policy covering certain payments to be made on any net interest margin securities to be issued by a separate trust or other special purpose entity and to be secured by all or a portion of the securities specified in the related prospectus supplement.  If such an insurance policy is issued, the trust agreement and the servicing agreements for this transaction will provide that, unless there exists a continuance of any failure by the NIMS Insurer to make a required payment under the policy insuring the net interest margin securities or there exists an insolvency proceeding by or against the NIMS Insurer, the NIMS Insurer, if any, will be entitled to exercise, among others, the following rights, without the consent of the holders of the securities, and the holders of the securities may exercise these rights only with the prior written consent of the NIMS Insurer:  (1) the right to provide notices of servicer or master servicer defaults and the right to direct the trustee and the master servicer to terminate the rights and obligations of the master servicer and the servicers, respectively, under the trust agreement and the servicing agreements in the event of a default by any master servicer or servicer, (2) the right to remove the trustee or any co-trustee pursuant to the trust agreement and (3) the right to direct the trustee to make investigations and take actions pursuant to the trust agreement.  In addition, unless the NIMS Insurer defaults or there exists an insolvency proceeding as described above, the NIMS Insurer’s consent will be required prior to, among other things, (1) the waiver of any default by any master servicer, any servicer or the trustee, (2) the appointment of any successor trustee or any co-trustee or (3) any amendment to the trust agreement or any servicing agreement.  The NIMS Insurer will also have additional rights under the trust agreement and in each the servicing agreement.

Investors in the related securities should note that any insurance policy issued by the NIMS Insurer will not cover, and will not benefit in any manner whatsoever, those securities.  Furthermore, the rights granted to the NIMS Insurer, if any, may be extensive and the interests of the NIMS Insurer may be inconsistent with, and adverse to, the interests of the holders of those securities.  The NIMS Insurer has no obligation or duty to consider the interests of the holders of the securities in connection with the exercise or non-exercise of the NIMS Insurer’s rights.

The NIMS Insurer’s exercise of the rights and consents set forth above may negatively affect the securities and the existence of the NIMS Insurer’s rights, whether or not exercised, may adversely affect the liquidity of the securities, relative to other asset-backed securities backed by comparable mortgage loans and with comparable payment priorities and ratings.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of brokers and lenders.  In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans.

Mortgage loans are also subject to various federal laws, including:
• the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to borrowers regarding the terms of their mortgage loans;

•

the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

• the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of certain provisions of these federal laws may limit the ability of the servicers to collect all or part of the principal of or interest on the related mortgage loans and in addition could subject the trust fund to damages and administrative enforcement.

The related seller of the mortgage loans will represent in the mortgage loan sale agreement described in the related prospectus supplement that each mortgage loan was originated in compliance with applicable federal, state and local laws and regulations.  In the event of a breach of this representation, that seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the related prospectus supplement and under “The Agreements—Repurchase and Substitution of Non-Conforming Loans” in this prospectus.

Predatory Lending Laws, High Cost Loans

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices.  The federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of certain provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the origination of mortgage loans.  Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA.

In addition, under the anti-predatory lending laws of some states, the origination of certain mortgage loans (including loans that are not classified as “high cost” loans under applicable law) must satisfy a net tangible benefits test with respect to the related borrower.  This test may be highly subjective and open to interpretation.  As a result, a court may determine that a mortgage loan does not meet the test even if the related originator reasonably believed that the test was satisfied.

Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust fund, as an assignee of the related mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans.  Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law.  Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts.

The seller will represent that the trust fund does not include any mortgage loans that are subject to HOEPA or that would be classified as “high cost” loans under any similar state or local predatory or abusive lending law.  There may be mortgage loans in the trust fund that are subject to the state or local requirement that the loan provide a net tangible benefit (however denominated) to the borrower; the seller will represent that these mortgage loans are in compliance with applicable requirements.  If it is determined that the trust fund includes loans subject to HOEPA or otherwise classified as high cost loans, or which do not comply with applicable net tangible benefit requirements, the seller will be required to repurchase the affected loans and to pay any liabilities incurred by the trust fund due to any violations of these laws.  If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected loans and pay any related liabilities, securityholders could incur losses.

Regulations Applicable to Home Improvement Loans

If specified in the related prospectus supplement, the mortgage loans to be included in the trust fund may include home improvement loans.  Home improvement loans are also subject to the regulations of the Federal Trade Commission and other similar federal and state statutes and holder in due course rules described herein, which protect the homeowner from defective craftsmanship or incomplete work by a contractor.  These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor.  The holder in due course rules have the effect of subjecting any assignee of the seller in a consumer credit transaction, such as the related trust fund with respect to the loans, to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

Losses on loans from violation of these lending laws that are not otherwise covered by the enhancement for a series will be borne by the holders of one or more classes of securities for the related series.

Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments on the Securities

Each transfer of a mortgage loan to Lehman Brothers Holdings Inc. (or to such other seller specified in the related prospectus supplement), from the seller to the depositor and, in connection with the issuance of any asset-backed notes, from the depositor to the issuing entity, will be intended to be an absolute and unconditional sale of that mortgage loan and will be reflected as such in the applicable documents.  However, in the event of the bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by the insolvent party as a borrowing secured by a pledge of the mortgage loan.  Such an attempt, even if unsuccessful, could result in delays in payments on the securities.  If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity.  In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

Limited Ability to Resell Securities

The underwriter will not be required to assist in resales of the securities, although it may do so.  A secondary market for any class of securities may not develop.  If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

Limited Obligations

The assets of the trust fund are the sole source of payments on the related securities.  The securities are not the obligations of any other entity.  None of the sponsor, the seller, the depositor, any underwriter, the trustee, any administrator, any master servicer, any servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the applicable ratings of the securities.  If credit enhancement is not available, holders of securities may suffer losses on their investments.

Ratings on the Securities Are Dependent on Assessments by the Rating Agencies

The ratings on the securities depend primarily on an assessment by the rating agencies of the mortgage loans and other assets of the trust fund, any credit enhancement and the ability of the servicers and the master servicer to service the loans.  The ratings of the securities by the rating agencies:

•

only address the likelihood of receipt by holders of securities of distributions in the amount of scheduled payments on the mortgage loans;

•

do not take into consideration any of the tax aspects associated with the securities;

•

do not address the possibility that, as a result of principal prepayments, the yield on your securities may be lower than anticipated;

•

do not address the payment of any basis risk shortfalls with respect to the securities; and

•

do not comment as to the market price or suitability of the securities for a particular investor.

Ratings are not recommendations to buy, sell or hold the securities.  A rating may be changed or withdrawn at any time by the assigning rating agency.

The Securities May Not Be Suitable Investments

The securities may not be a suitable investment if you require a regular or predictable schedule of payment, or payment on any specific date.  Because the mortgage loans in the trust fund may include a substantial proportion of loans as to which the borrowers have blemished credit histories (including prior bankruptcy proceedings) or loans whose future performance is difficult to predict, such as adjustable payment mortgage loans, interest-only loans, and for the other factors relating to the mortgage loans discussed above, the yields and the aggregate amount and timing of distributions on your securities may be subject to substantial variability from period to period and over the lives of the securities.  An investment in these types of securities involves significant risks and uncertainties and should only be considered by sophisticated investors who, either alone or with their financial, tax and legal advisors, have carefully analyzed the mortgage loans and the securities and understand the risks.  In addition, investors should not purchase classes of securities that are susceptible to special risks, such as subordinate securities, interest-only securities and principal-only securities, unless the investors have the financial ability to absorb a substantial loss on their investment.

Description of the Securities

General

The asset-backed certificates (the “Certificates”) of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement (as defined herein). A series of Securities may also include asset-backed notes (the “Notes,” and together with the Certificates, the “Securities”) that will represent indebtedness of the related trust fund and will be issued pursuant to an indenture. See “The Agreements.”

Each series of Securities will consist of one or more classes of Securities, one or more of which may:

•

accrue interest based on a fixed rate (“Fixed Rate Securities”);

•

accrue interest based on a variable or adjustable rate (“Floating Rate Securities”);

•

be entitled to principal payments from the accreted interest from specified classes of Accrual Securities (“Accretion Directed Securities”). An Accretion Directed Security also may receive principal payments from principal paid on the underlying assets of the trust fund for the related series;

•

provide for interest otherwise payable on certain securities to be paid as principal on one or more classes of Accretion Directed Securities, and the amount of interest accrued on those accrual securities is instead added to the principal balance of these accrual security (“Accrual Securities”);

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be entitled to a greater percentage of interest on the Loans underlying or comprising the Primary Assets for the series than the percentage of principal on the Loans to which the Securities are entitled (“Interest Weighted Securities”);

•

be entitled to principal, but no interest (“Principal Only Securities”);

•

be entitled to a greater percentage of principal on the Loans underlying or comprising the Primary Assets for the series than the percentage of interest on the Loans to which the Securities are entitled (“Principal Weighted Securities”);

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be entitled to interest, but no principal (“Interest Only Securities”);

•

have components to a class of Securities where each component may have different principal and/or interest payment characteristics but together constitute a single class “Component Securities”). Each component of a class of Component Securities may be identified as falling into one or more of the categories in this description of Securities;

•

be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule (a “Planned Balance”) specified in the prospectus supplement, derived by assuming two constant prepayment rates for the Loans backing the related Securities (“Planned Amortization Certificates” or “PACs”);

•

be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule (a “Targeted Balance”) specified in the prospectus supplement, derived by assuming a single constant prepayment rate for the Loans backing the related Securities (“Targeted Amortization Certificates” or “TACs”);

•

be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule (a “Scheduled Balance”) specified in the prospectus supplement, but is not designated or structured as a PAC or a TAC (“Scheduled Securities”);

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be subordinate to one or more other classes of Securities in respect of receiving distributions of principal and interest, to the extent and under the circumstances specified in the prospectus supplement (“Subordinate Securities”); and/or

•

have other entitlements or characteristics described in this prospectus, or a combination of certain of the entitlements and characteristics described above and elsewhere in this prospectus.

If specified in the prospectus supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the assets in the related trust fund (each portion of Assets, an “Asset Group”).

Each class of Securities offered by this prospectus and the prospectus supplement (the “Offered Securities”) will be issued in the minimum original principal amount or notional amount for Securities of each class specified in the prospectus supplement. The transfer of any Offered Securities may be registered, and those Securities may be exchanged, without the payment of any service charge. The classes of Securities of a series may be issued in fully registered, certificated form (“Definitive Securities”) or issued in book-entry form only (“Book-Entry Securities”) Book-Entry Securities in specified minimum denominations and integral multiples thereof, as provided in the prospectus supplement. See “—  Book-Entry Registration.”

Distributions on the Securities

General

Distributions on the Securities of each series will be made by or on behalf of the trustee from the Available Distribution Amount for that series, on each Distribution Date, as specified in the prospectus supplement. Distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered on the close of business on the record date specified in the prospectus supplement. Payments will be made by check mailed to the registered owners at their addresses appearing on the Security Register, or by wire transfer (at the expense of the securityholder requesting payment by wire transfer) in certain circumstances described in the prospectus supplement; provided, however, that the final distribution in retirement of a Security will be made only upon presentation and surrender of the Security at the corporate trust office of the trustee or as otherwise specified in the prospectus supplement. Advance notice of the final distribution on a Security will be mailed to the securityholders.

Distributions of interest on Securities entitled to receive interest will be made periodically at the intervals and Interest Rates specified or determined in accordance with the prospectus supplement. The interest rate for a class of securities may be subject to an available funds cap, net weighted average rate cap or other limitation described in the prospectus supplement.  Shortfalls in interest payments to securityholders due to application of such a limitation will be referred to as “basis risk shortfalls” or such other term as is used in the applicable prospectus supplement, and, will be payable to securityholders on future distribution dates only if so specified in the prospectus supplement, and then only to the extent of funds available for such distributions as specified in the related prospectus supplement.  Interest on the Securities will be calculated generally either on the basis of a 360-day year consisting of twelve 30-day months, or on the basis of a 360-day year and the actual number of days elapsed in each accrual period, as specified in the related prospectus supplement.

If the Primary Assets for a series of Securities have adjustable or variable interest rates, then the rate at which interest accrues on the principal balance of the Securities or on a class in the series (the “Interest Rate”) may also vary, due to changes in prevailing interest rates and due to prepayments on Loans comprising or underlying the Primary Assets.  If the Primary Assets for a series have fixed interest rates, then the Interest Rate on Securities of a series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate of the Primary Assets.  If the Primary Assets have lifetime or periodic adjustment caps on their respective rates, then the Interest Rate on the Securities of the related series may also reflect those caps.

A series of Securities may include one or more classes of Floating Rate Securities.  The Interest Rate of a Floating Rate Security will be a variable or adjustable rate, which may be subject to a maximum floating rate, a minimum floating rate, or both, as specified in the prospectus supplement. For each class of Floating Rate Securities, the prospectus supplement will set forth the initial Floating Rate (or the method of determining it), the period during which the Floating Rate applies, and the formula, Index, or other method by which the Floating Rate for each period will be determined.

If the Interest Rate of a Floating Rate Security is determined based upon an Index, the Index will be one of the following:

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CMT;

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CODI;

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COFI;

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COSI;

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Fed Funds Rate;

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FHLB Index;

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GBP LIBOR;

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LIBOR;

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LIBORSWAP;

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MTA;

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National Average Contract Mortgage Rate;

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National Monthly Median COFI;

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Prime Rate;

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SIBOR;

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SWAPLIBOR; and

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T-Bill.

Each of these indices is described in more detail under “The Trust Funds—The Mortgage Loans—General” below.

Distributions of principal on each class of Securities in a series will be made on a pro rata or random lot basis among all of the Securities of the class, or as otherwise specified in the prospectus supplement.

The funds in the Distribution Account (together with any amounts transferred from any Reserve Fund or applicable credit support) may be insufficient to make the full distribution to securityholders on a Distribution Date. In this case, the funds available for distribution to the securityholders of each class will be distributed in accordance with their respective interests. However, as described in the prospectus supplement, holders of Securities will receive their current distributions and past amounts due but unpaid to them before holders of Subordinate Securities are paid (in each case, these amounts are calculated as described in the prospectus supplement). The difference between the amount that the securityholders would have received if there had been sufficient eligible funds available for distribution and the amount actually distributed will be included in the calculation of the amount that the securityholders are entitled to receive on the next Distribution Date.

For a description of the reports to be furnished to securityholders concerning a distribution, see “The Agreements — Reports to Securityholders.”

Single Class Securities Generally

With respect to a series of Securities that is not a Multi-Class Series, distributions on the Securities on each Distribution Date will generally be allocated to each Security entitled to payment on the basis of the undivided percentage interest (the “Percentage Interest”) evidenced by the Security, or on the basis of the Security’s outstanding principal amount or notional amount (subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions), as specified in the prospectus supplement. See “— Subordinate Securities” below.

If specified in the prospectus supplement, a series of Securities may include one or more classes that are Interest Weighted Securities, Principal Weighted Securities, or both. Unless otherwise specified in the prospectus supplement, payments received from the Primary Assets will be allocated on the basis of the Percentage Interest of each class in the principal component of the distributions, the interest component of the distributions, or both, and will be further allocated on a pro rata basis among the Securities within each class. The method or formula for determining the Percentage Interest of a Security will be set forth in the prospectus supplement.

Multi-Class Series

A series of Securities may include Floating Rate Securities, Accrual Securities, Accretion Directed Securities, Scheduled Securities, Planned Amortization Certificates, Targeted Amortization Certificates, and/or classes of Subordinate Securities and Senior Securities (a “Multi-Class Series”). For a series of Securities that is not a Multi-Class Series, each class is designated to receive a particular portion of future principal or interest cash flows on the Primary Assets. This designation does not change over the term of the Securities unless the series has a subordination feature in one or more classes of Subordinate Securities that protects one or more classes of Senior Securities in the event of failure of timely payment of the Primary Assets. Each Security of a Multi-Class Series will have a principal amount or a notional amount and a specified Interest Rate (that may be zero). Interest distributions on a Multi-Class Series will be made on each Security entitled to an interest distribution on each Distribution Date at the Interest Rate specified in or determined in accordance with the prospectus supplement, to the extent funds are available in the Distribution Account, subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions. See “ — Subordinate Securities” below and “Credit Support — Subordinate Securities; Subordination Reserve Fund.”

Distributions of interest on Accrual Securities will begin only after the related accretion termination date specified in the prospectus supplement. On each Distribution Date on or before the accretion termination date, interest on the Accrual Securities accrues, and the amount of interest accrued is added on each Distribution Date to the principal balance of the Security. On each Distribution Date after the accretion termination date, interest distributions will be made on classes of Accrual Securities on the basis of the current Compound Value of the class. The “Compound Value” of a class of Accrual Securities equals the initial aggregate principal balance of the class, plus accrued and undistributed interest added to the class through the immediately preceding Distribution Date, less any principal distributions previously made to reduce the aggregate outstanding principal balance of the class.

Distributions of principal will be allocated among the classes of a Multi-Class Series in the order of priority and amount specified in the prospectus supplement. Generally, the “Principal Distribution Amount” for a Multi-Class Series on any Distribution Date will be equal to the sum of (1) the accrual distribution amount for any Accrual Securities, (2) the Minimum Principal Distribution Amount and (3) the percentage, if any, of the excess cash flow specified in the prospectus supplement. The “Minimum Principal Distribution Amount” is the amount, if any, by which the outstanding principal balance of the Securities of a series (before giving effect to any payment of principal on that Distribution Date) exceeds the aggregate value of the Primary Assets as of that Distribution Date.

Subordinate Securities

A series of Securities may include one or more classes of Subordinate Securities that provide some or all of the credit support for the Senior Securities in the series. The rights of holders of some classes of securities (the “Subordinate Securities”) to receive distributions will be subordinate in right and priority to the rights of holders of senior securities of the series (the “Senior Securities”) but only to the extent described in the prospectus supplement. If the Primary Assets are divided into separate Asset Groups, evidenced by separate classes, credit support may be provided by a cross-support feature. This feature requires that distributions be made to Senior Securities prior to making distributions on Subordinate Securities backed by assets in another Asset Group within the trust fund. Unless rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each, a “Rating Agency”), Subordinate Securities will not be offered by this prospectus or the prospectus supplement. See “Credit Support — Subordinate Securities; Subordination Reserve Fund.”

Optional Termination

If specified in the prospectus supplement for a series of Securities, the depositor, the servicer or master servicer, or any other designated entity may, at its option, purchase or direct the sale of a portion of the Primary Assets of the trust fund, or cause an early termination of the trust fund by repurchasing all of the Primary Assets from the trust fund or directing the sale of the Primary Assets. This termination may occur on a date on or after the date on which either (1) the Aggregate Asset Principal Balance of the Primary Assets is less than a specified percentage of the initial Aggregate Asset Principal Balance, or (2) the aggregate principal amount of the Securities (or of certain classes in a series) is less than a specified percentage of their initial aggregate principal amount, as described in the prospectus supplement.

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“Asset Principal Balance” means, for any Loan at the time of determination, its outstanding principal balance as of the Cut-off Date, reduced by all amounts distributed to securityholders (or used to fund the Subordination Reserve Fund, if any) and reported as allocable to principal payments on the Loan.

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“Aggregate Asset Principal Balance” means, at the time of determination, the aggregate of the Asset Principal Balances of all the Loans in a trust fund.

The optional termination described in this section will be in addition to terminations that may result from other events. See “The Agreements — Event of Default; Rights Upon Event of Default” and “— Termination.”

Optional Redemption of Securities

If specified in the prospectus supplement for a series, any class of Securities of that series may be subject to redemption at the option of the holder, provided that any such right of redemption will be limited such that the Securities of that class will not constitute redeemable securities for purposes of the Investment Company Act of 1940.

Optional Purchase of Securities

The prospectus supplement for a series of Securities may provide that one or more classes of the series may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated person or entity, at specified times and purchase prices, and under particular circumstances. Notice of any purchase must be given by the trustee prior to the optional purchase date, as specified in the prospectus supplement.

Other Purchases

If specified in the prospectus supplement for a series, any class of Securities in the series may be subject to purchase, in whole or in part, at the request of the holders of that class or to mandatory redemption or purchase by the depositor, the servicer or master servicer, or another designated entity. The terms and conditions of any redemption or mandatory purchase with respect to a class of Securities will be described in the prospectus supplement.

The depositor may also have the option to obtain for any series of Securities, one or more guarantees or other instruments from a company or companies acceptable to the Rating Agencies. As specified in the prospectus supplement, these instruments may provide for one or more of the following for any series of Securities:

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call protection for any class of Securities of a series;

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a guarantee of a certain prepayment rate of some or all of the Loans underlying the series; or

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certain other guarantees described in the prospectus supplement.

Exchangeable Securities

General

If specified in the related prospectus supplement, a series of Securities may include one or more classes that are exchangeable securities.  In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the prospectus supplement. The classes of Securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable securities will be referred to as a “combination.”  Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

The descriptions in the related prospectus supplement of the Securities of a series that includes exchangeable securities, including descriptions of principal and interest distributions, registration and denomination of Securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, also will apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

Exchanges

If a holder elects to exchange its exchangeable securities for related exchangeable securities, the following three conditions must be satisfied:

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the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities (for purposes of this condition, an interest-only class will have a principal balance of zero);

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the aggregate amount of interest payable on each Distribution Date with respect to the exchangeable securities received in the exchange must equal the aggregate amount of interest payable on that Distribution Date with respect to the exchanged securities; and

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the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

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A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes with interest rates that vary with an index would equal the principal balance of the class with the fixed interest rate.

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An interest-only class and a principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the exchangeable interest-only class.

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Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that, when applied to the principal balance of the exchanged for classes, would generate an annual interest amount equal to the aggregate amount of annual interest of the two exchanged classes.

In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

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A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

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A class of exchangeable securities that is a Scheduled Security, Planned Amortization Certificate or Targeted Amortization Certificate, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the Scheduled Security, Planned Amortization Certificate or Targeted Amortization Certificate, as applicable, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price, or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable security received in an exchange will be made on the Distribution Date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

Book-Entry Registration

If provided for in the prospectus supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each of these classes will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company (“DTC”) and, if provided in the prospectus supplement, additionally through Clearstream Banking Luxembourg (“Clearstream”) or The Euroclear System (“Euroclear”).  Each class of Book-Entry Securities will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Securities and will initially be registered in the name of Cede & Co.

No person acquiring an interest in a Book-Entry Security (each, a “Beneficial Owner”) will be entitled to receive a Definitive Security, except as set forth under “Book-Entry Procedures—Definitive Securities” in Annex A of this prospectus.  Unless and until Definitive Securities are issued for the Book-Entry Securities under the limited circumstances described in the related prospectus supplement or in Annex A hereto, all references to actions by securityholders with respect to the Book-Entry Securities will refer to actions taken by DTC, Clearstream or Euroclear upon instructions from their Participants (as defined in Annex A hereto), and all references herein to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Securities will refer to distributions, notices, reports and statements to DTC, Clearstream or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream and Euroclear.

For a description of the book-entry registration procedures applicable to Book-Entry Securities, see “Book-Entry Procedures” in Annex A of this prospectus.

The Trust Funds

General

The Notes will be secured by a pledge of the assets of the trust fund, or an individual Asset Group, and the Certificates will represent beneficial ownership interests in the assets of the trust fund, or an individual Asset Group, each as specified in the prospectus supplement. The Securities will be non-recourse obligations of the trust fund. Holders of the Notes may only proceed against the assets of the trust fund as collateral in the case of a default, and then only to the extent provided in the indenture, and may not proceed against any assets of the depositor or its affiliates, or assets of the trust fund not pledged to secure the Notes.

The trust fund for each series of Securities will be held by the trustee for the benefit of the related securityholders, and will consist of:

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amounts due and payable with respect to the Primary Assets as of the cut-off date designated in the prospectus supplement (the “Cut-off Date”);

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amounts held from time to time in the Collection Account, the Securities Administration Account and the Distribution Account established for a series of Securities;

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Mortgaged Properties that secured a Mortgage Loan and that are acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession;

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any Reserve Fund established pursuant to the Agreement for a series of Securities, if specified in the prospectus supplement;

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any Servicing Agreements relating to Mortgage Loans in the trust fund, to the extent that these agreements are assigned to the trustee;

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any primary mortgage insurance policies, FHA insurance, or VA guarantee relating to Mortgage Loans in the trust fund;

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any pool insurance policy, special hazard insurance policy, bankruptcy bond or other credit support relating to the series;

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any interest rate swap agreement, interest rate cap agreement, currency swap or currency option, market value swap or similar derivative instrument;

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investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement; and

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any other asset, instrument or agreement relating to the trust fund and specified in the prospectus supplement.

The prospectus supplement may specify that a certain amount or percentage of a Primary Asset will not be sold by the depositor or seller of the Primary Asset, but will be retained by that party (the “Retained Interest”).  Therefore, amounts received with respect to a Retained Interest in an Agency Certificate, a Private Mortgage-Backed Security or a Loan comprising the Primary Assets for a series will not be included in the trust fund but will be payable to the seller of the respective asset, or to the master servicer (if any), servicer, depositor or another party, free and clear of the interest of securityholders under the Agreements.

The “Primary Assets” in the trust fund for a series of Securities may consist of any combination of the following, to the extent and as specified in the prospectus supplement:

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Mortgage Loans;

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Manufactured Home Loans;

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Home Improvement Loans;

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mortgage pass-through certificates representing a fractional, undivided interest in Loans or collateralized mortgage obligations secured by Loans (“Private Mortgage-Backed Securities”);

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Ginnie Mae certificates (which may be Ginnie Mae I certificates or Ginnie Mae II certificates);

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Fannie Mae certificates; and

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Freddie Mac certificates.

To the extent provided in the related prospectus supplement, a trust fund that primarily consists of Mortgage Loans and/or Home Improvement Loans may also include loans (“Assistance Loans”) made by the United States Small Business Administration or other government agency to borrowers who have incurred property damage or loss in connection with a federally recognized disaster. As specified in the related prospectus supplement, Assistance Loans may be secured by senior or junior liens on collateral of the types described in the prospectus supplement, or unsecured. Assistance Loans may have fixed or adjustable interest rates, may require repayment monthly or at other intervals, and have other payment characteristics as described in the related prospectus supplement. Additional information regarding Assistance Loans, to the extent material to prospective investors, will be provided in the related prospectus supplement. Such information will include, among other things, the weighted average principal balances, interest rates and terms to maturity of the Assistance Loans, collateral types and lien priority (if applicable), and geographic concentration.

Mortgage Loans, Manufactured Home Loans, Assistance Loans and Home Improvement Loans are referred to in this prospectus as “Loans.”  Private Mortgage-Backed Securities will evidence a beneficial ownership interest in underlying assets that will consist of Agency Certificates or Loans.  Loans that comprise the Primary Assets will be purchased by the depositor directly or through an affiliate in the open market or in privately negotiated transactions.  Some, none or all of the Loans may have been originated by an affiliate of the depositor. See “The Agreements — Assignment of Primary Assets.”

Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates are referred to in this prospectus as “Agency Certificates.”

The Mortgage Loans

General

The Primary Assets in a trust fund for a series of Securities may include mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, secured by properties of the types described in this prospectus (“Mortgage Loans”). No non-performing assets will be included as Primary Assets in a trust fund. Generally, but not in all cases, the originators of the Mortgage Loans are savings and loan associations, savings banks, commercial banks, credit unions, insurance companies, or similar institutions supervised and examined by a Federal or State authority or by mortgagees approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.  An affiliate of the depositor may have originated some of the Mortgage Loans.

The Mortgage Loans in a trust fund may include Conventional Loans, term housing loans insured by the FHA (“FHA Term Loans”) or VA Loans, with the following interest rate and payment characteristics:

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fixed interest rate Mortgage Loans;

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adjustable rate Mortgage Loans, which may include any of the following types of Mortgage Loans:

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Mortgage Loans whose interest rate adjusts on the basis of a variable Index plus a margin, with the initial adjustment typically occurring less than a year after origination of the related mortgage loan and adjustments occurring periodically thereafter;

“hybrid” Mortgage Loans, whose interest rate is fixed for the initial period specified in the related mortgage note (typically for a period of a year or more after origination), and thereafter adjusts periodically based on the related Index;

“interest-only” Mortgage Loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the Mortgage Loan over the remaining term and to pay interest at the applicable interest rate borne by such Mortgage Loan (“Mortgage Rates”);

“negative amortization” Mortgage Loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related Index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the Mortgage Loan by the amount of unpaid interest; and

“option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the Mortgage Loan);

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“balloon” Mortgage Loans, which provide for (1) equal monthly scheduled payments of principal and interest (a “Scheduled Payment”) that will not reduce the scheduled principal balance of the Mortgage Loan to zero at its maturity date and (2) a larger monthly payment due at its maturity date equal to the unpaid scheduled principal balance of that Mortgage Loan;

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“GPM Loans,” which provide for fixed level payments or graduated payments, with an amortization schedule (1) requiring the mortgagor’s monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period after which the monthly installments become fixed for the remainder of the mortgage term, (2) providing for deferred payment of a portion of the interest due monthly during that period of time; or (3) providing for recoupment of the interest deferred through negative amortization, whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note;

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“GEM Loans,” which are fixed rate, fully amortizing mortgage loans providing for monthly payments based on a 10- to 30-year amortization schedule, with further provisions for scheduled annual payment increases for a number of years with the full amount of those increases being applied to principal, and with further provision for level payments thereafter;

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Buy-Down Loans;

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“Bi-Weekly Loans,” which are fixed-rate, conventional, fully-amortizing Mortgage Loans secured by first mortgages on one- to four-family residential properties that provide for payments of principal and interest by the borrower once every two weeks;

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“Reverse Mortgage Loans,” which generally provide either for an initial advance to the borrower at origination followed by, in most cases, fixed monthly advances for the life of the loan, or for periodic credit line draws by the borrower at the borrower’s discretion, and which provide that no interest or principal is payable by the borrower until maturity, which generally does not occur until the borrower dies, sells the home or moves out; interest continues to accrue and is added to the outstanding amount of the loan;

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 “Shared Appreciation Mortgage Loans,” which are Mortgage Loans that provide for payment, in addition to principal and interest to the extent provided in the related Mortgage Note, of a portion of the appreciation in value (or the appreciated value) of the related Mortgaged Property;

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any combination of the foregoing; or

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Mortgage Loans with other payment characteristics as described in this prospectus and the prospectus supplement.

The Mortgage Loans may also include:

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“Cooperative Loans,” which are evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations (“Cooperatives”) and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy individual housing units in a building owned by a Cooperative (“Cooperative Dwellings”);

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“Condominium Loans,” which are secured by a mortgage on an individual housing unit (a “Condominium Unit”) in which the owner of the real property (the “Condominium”) is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units, together with the Condominium Unit’s appurtenant interest in the common elements;

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Mixed Use or Multifamily Mortgage Loans;

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“Home Equity Loans,” which are closed-end and/or revolving home equity loans or balances thereof secured by mortgages primarily on single family properties that may be subordinated to other mortgages on the same Mortgaged Property; or

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“HECM Loans,” which are home equity conversion mortgages either (i) subject to FHA insurance as to the repayment of the principal amount thereof (subject to certain limitations) and certain other amounts or (ii) insurable by FHA.

In addition, the Mortgage Loans may also include participations in residential mortgage loans as described below under “—Participation Interests.”

Generally, the Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments creating a first lien or (if so specified in the prospectus supplement) a junior lien on the real property securing a Mortgage Loan (the “Mortgaged Property”). In some cases, the Mortgage Loans may be secured by security instruments creating a lien on borrowers’ leasehold interests in real property, if the depositor determines the Mortgage Loans are commonly acceptable to institutional mortgage investors. A Mortgage Loan secured by a leasehold interest in real property is secured not by a fee simple interest in the Mortgaged Property but rather by a leasehold interest under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling or dwellings located on the real estate. Generally, a Mortgage Loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease, and the term of the lease ends at least five years beyond the maturity date of the Mortgage Loan.

The Mortgaged Properties may include Single Family Properties (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings), Multifamily Properties (i.e., multifamily residential rental properties or cooperatively-owned properties consisting of five or more dwelling units) or mixed use properties. The Single Family Properties and Multifamily Properties may consist of detached individual dwellings, townhouses, duplexes, triplexes, quadriplexes, row houses, individual units in planned unit developments and other attached dwelling units.

Each Mortgaged Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least five years greater than the term of the related Mortgage Loan unless otherwise specified in the prospectus supplement. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative Loan is generally subordinate to any blanket mortgage on the related Cooperative apartment building and/or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the Cooperative shares are subject to cancellation by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed to the Cooperative by the tenant-stockholder. See “Legal Aspects of Loans.”

The prospectus supplement will disclose the aggregate principal balance of Mortgage Loans secured by Mortgaged Properties that are owner-occupied. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single-Family Property that is owner-occupied will be either (1) a representation by the mortgagor at origination of the Mortgage Loan that either the borrower will use the underlying Mortgaged Property for a period of at least six months every year or that the borrower intends to use the Mortgaged Property as a primary residence, or (2) a finding that the address of the Mortgaged Property is the borrower’s mailing address, as reflected in the servicer’s records. To the extent specified in the prospectus supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes. Mortgage Loans secured by investment properties and Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Loans.

The characteristics of the Mortgage Loans comprising or underlying the Primary Assets for a series may vary if credit support is provided in levels satisfactory to the Rating Agencies that rate a series of Securities. Generally, the following selection criteria apply to Mortgage Loans included in the Primary Assets:

•

each first lien Mortgage Loan must have an original term to maturity of not less than 10 years and not more than 40 years, and each second lien Mortgage Loan must have an original term to maturity of not less than five years and not more than 30 years;

•

no Mortgage Loan may be included that, as of the Cut-off Date, is more than 59 days delinquent as to payment of principal or interest; and

•

no Mortgage Loan (other than a Cooperative Loan) may be included unless a title insurance policy or, in lieu thereof, an attorney’s opinion of title, and a standard hazard insurance policy (which may be a blanket policy) is in effect with respect to the Mortgaged Property securing the Mortgage Loan.

The initial “Loan-to-Value Ratio” of any Mortgage Loan represents the ratio of the principal amount of the Mortgage Loan outstanding at the origination of the loan divided by the fair market value of the Mortgaged Property, as shown in the appraisal prepared in connection with origination of the Mortgage Loan (the “Appraised Value”). In the case of a Mortgage Loan to finance the purchase of a Mortgaged Property, the fair market value of the Mortgaged Property is the lesser of the purchase price paid by the borrower or the Appraised Value of the Mortgaged Property.

Multifamily Properties are generally subject to the following requirements:

•

no Mortgage Loan may be delinquent for more than 59 days within the 12-month period ending with the Cut-off Date;

•

no more than two payments may be 59 days or more delinquent during a three-year period ending on the Cut-off Date;

•

Mortgage Loans with respect to any single borrower may not exceed 5% of the aggregate principal balance of the Loans comprising the Primary Assets as of the Cut-off Date; and

•

the debt service coverage ratio for each Mortgage Loan (calculated as described in the prospectus supplement) will not be less than 1.1:1.

As specified in the prospectus supplement, “ARMs” or “Adjustable Rate Mortgages,” which provide for periodic adjustments in the interest rate component of the Scheduled Payment in accordance with an Index, will provide for a fixed initial Mortgage Rate for one or more Scheduled Payments. Thereafter, the Mortgage Rates will adjust periodically based, subject to the applicable limitations, on changes in the relevant Index described in the prospectus supplement, to a rate equal to the Index plus the Gross Margin, which is a fixed percentage spread over the Index established contractually for each ARM at the time of its origination. An ARM may be convertible into a fixed-rate Mortgage Loan. To the extent specified in the prospectus supplement, any ARM that is converted may be subject to repurchase by the servicer.

Adjustable mortgage rates can cause payment increases that some borrowers may find difficult to make. However, each of the ARMs may provide that its mortgage rate may not be adjusted to a rate above the applicable lifetime mortgage rate cap (the “Lifetime Mortgage Rate Cap”), if any, or below the applicable lifetime minimum mortgage rate (the “Minimum Mortgage Rate”), if any, for the ARM. In addition, certain of the ARMs provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period (the “Maximum Mortgage Rate Adjustment”). Some ARMs are payable in self-amortizing payments of principal and interest. Other ARMs (“Negatively Amortizing ARMs”) instead provide for limitations on changes in the Scheduled Payment to protect borrowers from payment increases due to rising interest rates.

These limitations can result in Scheduled Payments that are greater or less than the amount necessary to amortize a Negatively Amortizing ARM by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the Scheduled Payment is not sufficient to pay the interest accruing on a Negatively-Amortizing ARM, then the amount of interest accrued on the Stated Principal Balance thereof will exceed the amount of interest paid by the mortgagor in any month (such excess, “Deferred Interest”) which is added to the principal balance of the ARM, resulting in negative amortization, and will be repaid through future Scheduled Payments. If specified in the prospectus supplement, Negatively-Amortizing ARMs may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The prospectus supplement will specify whether the ARMs comprising or underlying the Primary Assets are Negatively Amortizing ARMs.

The adjustable or variable index (the “Index”) applicable to any ARM comprising the Primary Assets may be one of the following indices:

•

U.S. Dollar LIBOR (“LIBOR”), which is the average of the London Interbank Offer Rate, a rate at which banks in London, England lend U.S. dollars to other banks in the U.S. dollar wholesale or interbank money markets for a specified duration.

•

EURIBOR (“EURIBOR”), which is the average of the Euro Interbank Offer Rate, a rate at which banks offer to lend Euros to other banks in the Euro wholesale or interbank money markets for a specified duration.

•

GBP LIBOR (“GBP LIBOR”), which is the average of the British Pounds Sterling London Interbank Offer Rate, a rate at which banks in London, England lend British Pounds Sterling to other banks in the British Pounds Sterling wholesale or interbank money markets for a specified duration.

•

London Interbank Offer Swap Rate (“LIBORSWAP”), a rate which is the difference between the negotiated and fixed rate of a swap, with the spread determined by characteristics of market supply and creditor worthiness.

•

SIBOR (“SIBOR”), which is the average of the Singapore Interbank Offer Rate, a rate at which banks in Asia lend U.S. dollars to other banks in the Singapore wholesale or interbank money markets for a specified duration.

•

Constant Maturity Treasury (“CMT”) Indices, which is an average yield on United States Treasury securities adjusted to a specified constant maturity, as by the Federal Reserve Board.

•

Treasury Bill (“T-Bill”) Indices, which is a rate based on the results of auctions that the U.S. Department of Treasury holds for its Treasury bills, notes or bonds or is derived from its daily yield curve.

•

Federal Funds Rate (“Fed Funds Rate”), which is the interest rate that banks charge each other on overnight loans made between them, as determined by the Federal Reserve Bank.

•

Prime Rate (“Prime Rate”) Index, which is an index based on the interest rate that banks charge to their most credit-worthy customers for short-term loans.  The Prime Rate may differ among financial institutions.

•

Monthly Treasury Average (“MTA”), which is a per annum rate equal to the 12-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board.

•

Cost of Funds Index (“COFI”), which is a weighted average cost of funds for savings institutions that are member institutions of various federal banking districts, most commonly by 11th District members of the Federal Home Loan Bank of San Francisco.

•

National Monthly Median Cost of Funds Index (“National Monthly Median COFI”), which is the median COFI of all federal banking districts, or the midpoint value, of institutions’ COFI ratios.

•

Cost of Savings Index (“COSI”), which is a weighted average of the rates of interest on the deposit accounts of the federally insured depository institution subsidiaries of Golden West Financial Corporation, which operates under the name World Savings.

•

Certificate of Deposit Indices (“CODI”), which are indices based on the averages of the nationally published secondary market interest rates on nationally traded certificates of deposit, as published by the Federal Reserve Board.  The certificates of deposit are issued by banks and other financial institutions and pay a fixed rate of interest for specified maturities.

•

National Average Contract Mortgage Rate (“National Average Contract Mortgage Rate”), which is an index based on a weighted average rate of initial mortgage interest rates paid by home buyers for conventional fixed and adjustable rate single-family homes reported by a sample of mortgage lenders for loans closed for the last five working days of the month.  The weightings are determined by the type, size and location of the lender and is reported monthly by the Federal Housing Finance Board.

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Federal Home Loan Bank Index (“FHLB Index”), which is which is the average interest rate that member banks pay when they borrow money from a Federal Home Loan Bank.

The Indices described above which are applicable to the Primary Assets for a trust fund will be disclosed in the related prospectus supplement.

Certain of the Mortgage Loans may be Reverse Mortgage Loans, which are fixed or variable rate Mortgage Loans that do not provide for monthly payments of principal and interest by the borrower. Instead, these Mortgage Loans will provide generally either for the accrual of interest on a monthly basis and the repayment of principal, interest and, in some cases, certain amounts calculated by reference to the value, or the appreciation in value of the related Mortgaged Property, or for payment in lieu of interest of an amount calculated by reference to the appreciation in value of the related Mortgaged Property, in each case upon the occurrence of specified maturity events. Maturity events generally include:

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the death of the borrower, or the last living of two co-borrowers;

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the borrower, or the last living of two co-borrowers, ceasing to use the related Mortgaged Property as his or her principal residence; or

•

the sale of the related Mortgaged Property.

The maturity of this type of Mortgage Loan may be accelerated upon the occurrence of certain events, such as deterioration in the condition of the Mortgaged Property.

Certain of the Mortgage Loans may be Shared Appreciation Mortgage Loans, which are fixed rate Mortgage Loans under which the borrower is obligated to pay, in addition to principal and interest at an interest rate calculated as provided in the related Mortgage Note, a portion of the appreciation in value (or the appreciated value) of the related Mortgaged Property.  If so specified in the related prospectus supplement, the related seller may retain or convey to another entity the right to receive the shared appreciation payment and any applicable prepayment premiums with respect to a Shared Appreciation Mortgage Loans that is conveyed to the related trust fund.  The prospectus supplement for a series will disclose the aggregate principal balance of Shared Appreciation Mortgage Loans included in the trust fund and whether the trust fund holds the right to receive the related shared appreciation payments and prepayment premiums.

As more fully described in the related prospectus supplement, interest on each revolving credit line Home Equity Loan may be computed and payable monthly on the average daily outstanding principal balance of the Home Equity Loan. Principal amounts on the revolving credit line Home Equity Loans may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line Home Equity Loan from time to time. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line Home Equity Loans will automatically become part of the trust fund for a series. As a result, the aggregate balance of the revolving credit line Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to the balances on the revolving credit line Home Equity Loans. The amounts of draws and payments on the revolving credit line Home Equity Loans will usually differ each day. The full principal amount of a closed-end Home Equity Loan is advanced at origination of the Home Equity Loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the Home Equity Loan at its stated maturity. As more fully described in the related prospectus supplement, interest on each Home Equity Loan is calculated on the basis of the outstanding principal balance of the loan multiplied by its Home Equity Loan rate and further multiplied by a fraction described in the related prospectus supplement. The original terms to stated maturity of the Home Equity Loans generally will not exceed 360 months, but may be greater than 360 months if so specified in the related prospectus supplement. If described in the related prospectus supplement, under either a revolving credit line Home Equity Loan or a closed-end Home Equity Loan, a borrower may choose an interest-only payment option and is obligated to pay only the amount of interest that accrues on the loan during the billing cycle. An interest-only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Home Equity Loan.

The prospectus supplement for each series of Securities will provide information about the Mortgage Loans, as of the Cut-off Date, including:

(1)

the percentage of Mortgage Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Property, Multifamily Property, Cooperative Dwellings, investment property and vacation or second homes and if applicable, any other type of Mortgage Loan;

(2)

the aggregate outstanding principal balance and average outstanding principal balance of the Mortgage Loans;

(3)

the weighted average Mortgage Rate of the Mortgage Loans, and, in the case of ARMs, the weighted average of the current mortgage rates and the Lifetime Mortgage Rate Caps, if any;

(4)

if applicable, the aggregate of any capitalized or uncapitalized accrued interest on the Mortgage Loans;

(5)

the range of the age or seasoning of the Mortgage Loans, including the weighted average thereof;

(6)

the weighted average term-to-stated maturity of the Mortgage Loans and the range of remaining terms-to-stated maturity;

(7)

the Servicer distribution, if different Servicers are servicing the Mortgage Loans;

(8)

the amortization period;

(9)

the purpose of the Mortgage Loan;

(10)

the range of Loan-to-Value Ratios for the Mortgage Loans and if applicable, combined Loan-to-Value Ratios;

(11)

the relative percentage (by outstanding principal balance as of the Cut-off Date) of Mortgage Loans that are ARMs, Cooperative Loans, Conventional Loans, FHA Term Loans, HECM Loans and VA Loans;

(12)

the percentage of Mortgage Loans (by outstanding principal balance as of the Cut-off Date) that are not covered by primary mortgage insurance policies;

(13)

any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Mortgage Loans;

(14)

the geographic distribution of the Mortgaged Properties securing the Mortgage Loans;

(15)

the number and range of any prepayment premiums or any other similar fees;

(16)

the originator distribution of originators that originated 10% or more of the Mortgage Loans, if more than one originator originated the Mortgage Loans in the trust fund;

(17)

the level and type of origination documentation provided for the Mortgage Loans; and

(18)

the range of credit scores applicable to the borrowers of the related Mortgage Loans.

If information of the type described above respecting the Mortgage Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within four days after the initial issuance of the Securities.

Balloon Loans

A borrower’s ability to pay the balloon amount at maturity, which may be a substantial amount, will typically depend on the borrower’s ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan.  The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including without limitation real estate values, the borrower’s financial situation, the level of available mortgage loan interest rates, the borrower’s equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan.

Simple Interest Loans

If specified in the related prospectus supplement, a portion of the Loans underlying a series of securities may be simple interest loans.  A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment.  Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan.  As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance.  Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.  On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less.  If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled.  However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled.  If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment.  The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

Monthly payments on most Loans are computed and applied on an actuarial basis.  Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

Participation Interests

If specified in the related prospectus supplement, a portion of the Loans underlying a series of Securities may be participation interests in residential, multifamily or mixed use Mortgage Loans, established under a participation agreement.  Each participation interest will represent an entitlement to interest and principal payments on a single Mortgage Loan.  The related trust fund will own the related entitlement, and the entitlement to the remaining interest and principal payments on the related Mortgage Loan will not be owned by the trust fund.  Under the related participation agreement, there will be a single servicer that services the related Mortgage Loan on behalf of all of the respective owners, and the mortgage file for each Mortgage Loan will be held by a single custodian or trustee on behalf of all of the respective owners.  Under the related participation agreement, the servicer will be obligated to service the Mortgage Loan in accordance with accepted servicing practices for that mortgage loan type.  All collections received as to that Mortgage Loan will be promptly remitted to the respective owners of the participation interests.  The servicer will not make advances for delinquent scheduled payments.  No credit enhancement will be provided under the participation agreement.  Participation arrangements of this type will be used in connection with comparatively larger balance Mortgage Loans, to allow for multiple interests in the loan to be held by different asset pools (or other investors).  Any offering of a series of Securities backed by participation interests will be made in compliance with Rule 190(a) or 190(c) under the Securities Act.

Home Improvement Loans

The Primary Assets in a trust fund for a series of Securities may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements (“Home Improvement Loans”) originated by a home improvement contractor in the ordinary course of business.  As specified in the related prospectus supplement, the Home Improvement Loans will either be unsecured or secured by the mortgages which are generally subordinate to other mortgages on the same mortgaged property or by purchase money security interest in the home improvements financed thereby.  The Home Improvement Loans may be fully amortizing or provide for a balloon payment, may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

The home improvements securing the Home Improvement Loans may include, among other things, but will not be limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

If applicable, the initial loan-to-value ratio of a Home Improvement Loan will be computed in the manner described in the related prospectus supplement.

The prospectus supplement for each series of Securities will provide information about the Home Improvement Loans, as of the Cut-off Date, including:

(1)

the percentage of Home Improvement Loans that are secured or unsecured;

(2)

the aggregate outstanding principal balance and average outstanding principal balance of the Home Improvement Loans;

(3)

the weighted average interest rate of the Home Improvement Loans;

(4)

the range of the age or seasoning of the Home Improvement Loans, including the weighted average thereof;

(5)

the weighted average term-to-stated maturity of the Home Improvement Loans and the range of remaining terms-to-stated maturity;

(6)

the Servicer distribution, if different Servicers are servicing the Home Improvement Loans;

(7)

the amortization period;

(8)

the purpose of the Home Improvement Loan;

(9)

the range of Loan-to-Value Ratios for the Home Improvement Loans and if applicable, combined Loan-to-Value Ratios;

(10)

the originator distribution of originators that originated 10% or more of the Home Improvement Loans, if more than one originator originated the Home Improvement Loans in the trust fund;

(11)

the level and type of origination documentation provided for the Home Improvement Loans; and

(12)

the range of credit scores applicable to the borrowers of the related Home Improvement Loans.

If information of the type described above respecting the Home Improvement Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within four days after the initial issuance of the Securities.

Multifamily and Mixed Use Mortgage Loans

The Mortgage Loans may include Mortgage Loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in multifamily residential property (“Multifamily Mortgage Loans”), and/or mixed residential and commercial property (“Mixed Use Mortgage Loans” ), and related property and interests.

Certain of the Multifamily and Mixed Use Mortgage Loans may be simple interest loans, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears.

Multifamily and Mixed Use Mortgage Loans also may be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both, and/or other collateral.  Pursuant to an assignment of leases and rents, the related borrower assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower.  State law may limit the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed.  See “Legal Aspects of Loans — Leases and Rents.”

Certain of the Multifamily and Mixed Use Mortgage Loans may require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including repairs to the Mortgaged Property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies.  In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit.  These amounts may be held in a custodial account by the applicable servicer or an agent.  The loan documents will generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

Such amounts may not continue to be escrowed in the future.  In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease.  Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events.  In the event of default by a borrower, amounts in a related reserve account may generally be applied to pay amounts owed on the mortgage loan.

Originators of Multifamily and Mixed Use Mortgage Loans may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, which may apply varying underwriting criteria in connection with originating Mortgage Loans.

Multifamily and mixed use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending.  Multifamily and mixed use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans.  Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project.  If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower’s ability to repay the loan may be impaired.  Multifamily and mixed use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions.  Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, that affect the future cash flow of the property.  Corresponding to the greater lending risk is a generally higher interest rate applicable to multifamily and mixed use real estate lending.

A borrower (or the borrowers) under a Multifamily or Mixed Use Mortgage Loan may be one or more individuals or may be a corporation or other registered organization.  In some cases a borrower, such as a special purpose entity, will have no material assets other than the mortgaged property.  In addition, in some cases the loans will have been made on a non-recourse basis — in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

There are various risks associated with different types of multifamily and mixed use loans.  For example, the performance of a multifamily loan and the value of the related mortgaged property may be affected by many factors, including:

•

local and regional economic conditions;

•

the physical condition of the property;

•

the types of services and amenities provided;

•

the tenant population — i.e., predominantly students or elderly persons, or workers in a particular industry;

•

availability of alternative rental properties;

•

changes in the surrounding neighborhood;

•

management;

•

the level of mortgage interest rates;

•

dependence upon government rent subsidies;

•

any applicable rent control laws; and

•

state and local regulations.

Leasehold mortgages are subject to risks not associated with mortgage loans secured by a lien on the fee estate of a borrower.  If the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security.  However, such leases generally require the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, and permit the leasehold estate to be assigned to and by the leasehold mortgagee.

The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to mixed use loans than with respect to residential mortgage loans.  Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup.  In several states, such a lien has priority over the lien of an existing mortgage against such property.  In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), a lender may be liable, as an “owner” or “operator,” for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner.  See “Legal Aspects of Loans — Environmental Considerations.”  A lender also risks such liability on foreclosure of the mortgage.  Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower.  In addition, certain environmental laws impose liability for releases of asbestos into the air.  Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead paint, radon or other hazardous substances.  Property owners in some areas have been subject to liability claims associated with mold.

No single Multifamily or Mixed Use Mortgage Loan will have a principal balance equal as of the applicable cut-off date to ten percent of more of the total principal balance of the Mortgage Loans in the related trust.

Private Mortgage-Backed Securities

General

The trust fund for a series may consist of Private Mortgage-Backed Securities, which include:

•

mortgage pass-through certificates, evidencing an undivided interest in a pool of Loans or Agency Certificates; or

•

collateralized mortgage obligations secured by Loans or Agency Certificates.

The depositor will register the offering of the relevant Private Mortgage-Backed Securities as a primary offering of such securities, unless the Private Mortgage-Backed Securities are themselves exempt from registration under the Securities Act.  The offering of Private Mortgage-Backed Securities included in a trust fund will not be separately registered if all of the following are true:

(1) neither the issuer of the Private Mortgage-Backed Securities nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the Private Mortgage-Backed Securities and the related trust fund;

(2) neither the issuer of the Private Mortgage-Backed Securities nor any of its affiliates is an affiliate of the depositor, Sponsor, issuing entity or any underwriter relating to such trust fund and series of Securities; and

(3) the depositor would be free to publicly resell the Private Mortgage-Backed Securities without registration under the Securities Act.

If all the conditions for the Private Mortgage-Backed Securities described above are not met, the offering of the relevant Private Mortgage-Backed Securities itself will be registered as a primary offering of such securities under the Securities Act in accordance with the following:

•

the prospectus supplement for the offering of the related series of Securities will describe the plan of distribution for both the Private Mortgage-Backed Securities and the Securities related to that trust fund;

•

the prospectus relating to the offering of the Private Mortgage-Backed Securities will be delivered simultaneously with the delivery of the prospectus supplement relating to the offering of the related series of Securities, and the prospectus supplement for the related series of Securities will include disclosure that the prospectus for the offering of the Private Mortgage-Backed Securities will be delivered along with, or is combined with, the prospectus for the offering of the related series of Securities;

•

the prospectus supplement for the offering of the related series of Securities will identify the issuing entity, depositor, sponsor and each underwriter for the offering of the that series of Securities as an underwriter for the offering of the Private Mortgage-Backed Securities;

•

neither the prospectus relating to the offering of the Private Mortgage-Backed Securities nor the prospectus supplement for the offering of the related series of Securities will disclaim or limit responsibility by the issuing entity, sponsor, depositor, trustee or any underwriter for information regarding the Private Mortgage-Backed Securities; and

•

if the offering of the Securities and the Private Mortgage-Backed Securities is not made on a firm commitment basis, the issuing entity or the underwriters for the offering of the Securities will distribute a preliminary prospectus for both the offering of the Private Mortgage-Backed Securities and the offering of the related series of Securities, that identifies the issuer of the Private Mortgage-Backed Securities and the expected amount of the issuer’s Private Mortgage-Backed Securities that is to be included in the trust fund to any person who is expected to receive a confirmation of sale of the related Securities at least 48 hours prior to sending such confirmation.

Private Mortgage-Backed Securities are issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (a “PMBS Agreement”). The seller/servicer of the underlying Loans, or the issuer of the collateralized mortgage obligations, as the case may be, enters into the PMBS Agreement with the trustee under the PMBS Agreement (the “PMBS Trustee”). The PMBS Trustee or its agent, or a custodian, possesses the Loans underlying the Private Mortgage-Backed Security. Loans underlying a Private Mortgage-Backed Security are serviced by a servicer (the “PMBS Servicer”) directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer.  The PMBS Servicer will generally be a Fannie Mae or Freddie Mac approved servicer and, if FHA Term Loans or HECM Loans underlie the Private Mortgage-Backed Securities, will be approved by the United States Department of Housing and Urban Development (“HUD”) as an FHA mortgagee.

The issuer of the Private Mortgage-Backed Securities (the “PMBS Issuer”) will be a financial institution or other entity engaged generally in the business of mortgage lending; a public agency or instrumentality of a state, local or federal government; a limited purpose corporation or other entity organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts, and selling beneficial interests in the trusts; or one of the trusts. If specified in the prospectus supplement, the PMBS Issuer may be an affiliate of the depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the prospectus supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage- Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the prospectus supplement.

Underlying Loans

The Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Loans or GEM Loans, GPM Loans, Buy-Down Loans, Bi-Weekly Loans, ARMs, or Loans having balloon or other irregular payment features.  Loans may be secured by Single Family Property, Multifamily Property, Manufactured Homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related Cooperative.  Loans underlying the Private Mortgage-Backed Securities will be of a type described in the prospectus supplement.  Except as otherwise specified in the prospectus supplement:

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each Mortgage Loan secured by a Single Family Property and having a Loan- to-Value Ratio in excess of 80% at origination may be covered by a primary mortgage insurance policy;

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each Loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years;

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no Loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement;

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each Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy); and

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each Loan (other than a Cooperative Loan or a Loan secured by a Manufactured Home) will be covered by a title insurance policy.

Credit Support Relating to Private Mortgage-Backed Securities

Credit support in the form of Reserve Funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, mortgage insurance, hazard insurance and other insurance policies (“Insurance Policies”) required to be maintained with respect to Securities, Loans, or Private Mortgage-Backed Securities or other types of credit support may be provided with respect to the Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of credit support will depend on certain characteristics of the Loans and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the Rating Agency.

Additional Information

The prospectus supplement for a series of Securities for which the trust fund includes Private Mortgage-Backed Securities will specify, to the extent material:

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the aggregate approximate principal amount and type of the Agency Certificates and Private Mortgage-Backed Securities to be included in the trust fund;

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certain characteristics of the Agency Certificates or Loans that comprise the underlying assets for the Private Mortgage-Backed Securities including, (1) the payment features of Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (2) the approximate aggregate principal balance, if known, of underlying Loans insured or guaranteed by a governmental entity, (3) the servicing fee or range of servicing fees with respect to the Loans, and (4) the minimum and maximum stated maturities of the underlying Loans at origination;

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the interest rate or range of interest rates of the Private Mortgage-Backed Securities;

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the weighted average interest rate of the Private Mortgage-Backed Securities;

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the PMBS Issuer, the PMBS Servicer and the PMBS Trustee for the Private Mortgage-Backed Securities;

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certain characteristics of credit support, if any, such as Reserve Funds, Insurance Policies, letters of credit or guarantees relating to the Loans underlying the Private Mortgage-Backed Securities or to the Private Mortgage-Backed Securities themselves;

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the terms on which the underlying Loans for the Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities; and

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the terms on which Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

If information of the type described above regarding the Private Mortgage-Backed Securities or Agency Certificates is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within four days after the initial issuance of the Securities.

Ginnie Mae Certificates

General

The Ginnie Mae certificates will be “fully modified pass-through” mortgage-backed certificates issued and serviced by Ginnie Mae-approved issuers of Ginnie Mae certificates (the “Ginnie Mae Servicers”) under the Ginnie Mae I and/or the Ginnie Mae II program. The full and timely payment of principal of and interest on the Ginnie Mae certificates is guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States of America. The Ginnie Mae certificates will be based on and backed by a pool of eligible mortgage loans and will provide for the payment by or on behalf of the Ginnie Mae Servicer to the registered holder of the Ginnie Mae certificate of monthly payments of principal and interest equal to the aggregated amount of the monthly constant principal and interest payments on each mortgage loan, less servicing and guarantee fees aggregating the excess of the interest on the mortgage loans over the Ginnie Mae certificate’s pass-through rate. Each repayment to a holder of a Ginnie Mae certificate will include pass-through payments of any prepayments of principal of the mortgage loans underlying the Ginnie Mae certificate and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan.

The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the Ginnie Mae Servicer, the depositor or any affiliate of the depositor, and the only recourse of a registered holder, such as the trustee or its nominee, is to enforce the guarantee of Ginnie Mae.

Ginnie Mae approves the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement (the “Guaranty Agreement”) between Ginnie Mae and the Ginnie Mae Servicer of the Ginnie Mae certificate. Pursuant to the Guaranty Agreement, the Ginnie Mae Servicer is required to advance its own funds in order to make timely payments of all amounts due on the Ginnie Mae certificate, whether or not the payments received by the Ginnie Mae Servicer on the underlying mortgage loans equal the amounts due on the Ginnie Mae certificate. If a Ginnie Mae Servicer is unable to make a payment as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae Servicer and the Ginnie Mae Servicer fails to notify and request Ginnie Mae to make a payment, the holder of the Ginnie Mae certificate has recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates, may proceed directly against Ginnie Mae under the terms of any Ginnie Mae certificate or the Guaranty Agreement relating to the Ginnie Mae certificate for any amounts that are not paid under the Ginnie Mae certificate.

Monthly installment payments on a Ginnie Mae certificate will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the mortgage loans backing the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installment on the Ginnie Mae certificate is due. The monthly installments on the Ginnie Mae certificate will be paid each month to the trustee or its nominee as registered holder. In addition, any principal prepayments or any other early recovery of principal on the mortgage loans backing the Ginnie Mae certificate received during any month will be passed through to the registered holder of the Ginnie Mae certificate the following month.

With respect to Ginnie Mae certificates issued under the Ginnie Mae I program, the Ginnie Mae Servicer must make scheduled monthly payments of principal and interest, plus pass-throughs of prepayments of principal and proceeds of foreclosures and other dispositions of the mortgage loans, to registered holders no later than the fifteenth day of each month. Ginnie Mae certificates issued under the Ginnie Mae II program provide for payments to be mailed to registered holders by the paying agent, no later than the twentieth day of each month. A further difference between the two programs is that, under the Ginnie Mae I program single issuer approach, an individual Ginnie Mae issuer assembles a pool of mortgages against which it issues and markets Ginnie Mae I certificates while, under the Ginnie Mae II program, multiple issuer pools may be formed through the aggregation of loan packages of more than one Ginnie Mae issuer. Under this option, packages submitted by various Ginnie Mae issuers for a particular issue date and interest rate are aggregated into a single pool that backs a single issue of Ginnie Mae II certificates. However, single issuer pools may be formed under the Ginnie Mae II program as well.

The Underlying Mortgage Loans

Mortgage loans underlying the Ginnie Mae certificates included in the trust fund for a series will consist of FHA Term Loans, HECM Loans, housing loans partially guaranteed by the VA (“VA Loans”) and/or other types of mortgage loans described in this prospectus, all of which are assumable by a purchaser. Ginnie Mae certificates securing a series may be backed by level payment mortgage loans, Ginnie Mae Loans, GEM Loans or Buy-Down Loans or adjustable rate mortgage loans or other mortgage loans eligible for inclusion in a Ginnie Mae certificate. The mortgage loans may be secured by Manufactured Homes, Single Family Property or Multifamily Property.

All mortgages underlying any Ginnie Mae certificate issued under the Ginnie Mae I program must have the same annual interest rate (except for pools of loans secured by manufactured homes). The annual interest rate on such Ginnie Mae certificate is equal to one-half percentage point less than the annual interest rate on the mortgage loans backing the Ginnie Mae certificate.

Mortgages underlying a Ginnie Mae certificate issued under the Ginnie Mae II program may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each Ginnie Mae II certificate is between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae certificate.

The Ginnie Mae certificates included in the trust fund for a series may have other characteristics and terms different from those described above, so long as the Ginnie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of that series. The Ginnie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

Ginnie Mae

The Government National Mortgage Association (“Ginnie Mae”) is a wholly owned corporate instrumentality of the United States of America. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the “Housing Act”) authorizes Ginnie Mae to guarantee the timely payment of the principal of and the interest on Ginnie Mae certificates, which are based on and backed by a pool of mortgages insured by the Federal Housing Administration, a division of HUD (“FHA”) under the Housing Act or Title V of the Housing Act of 1949, or partially guaranteed by the Veterans Administration (“VA”) under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code, or by other eligible mortgage loans.

Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection.” To meet its obligations under the guarantees, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

Fannie Mae Certificates

General

Fannie Mae certificates are either Guaranteed Mortgage Pass-Through Certificates, Stripped Mortgage Backed Securities or Guaranteed REMIC Pass-Through Certificates. Fannie Mae certificates represent factional undivided interests in a pool of mortgage loans formed by Fannie Mae. Unless otherwise specified in the prospectus supplement, each pool consists of mortgage loans secured by a first lien on a one-to four-family residential property. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria set forth under the Fannie Mae purchase program.

Fannie Mae guarantees to each holder of a Fannie Mae certificate that it will distribute amounts representing scheduled principal and interest (at the rate provided for by the Fannie Mae certificate) on the mortgage loans in the pool represented by the Fannie Mae certificate, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are neither backed by nor entitled to the full faith and credit of the United States of America. If Fannie Mae were unable to satisfy those obligations, distributions on Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions on the Fannie Mae certificates and could adversely affect the payments on the Securities of a series secured by the Fannie Mae certificates.

Unless otherwise specified in the prospectus supplement, Fannie Mae certificates evidencing interests in pools formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing GPM Loans or mortgage loans secured by multifamily projects) will be available in book-entry form only. Distributions of principal of and interest on each Fannie Mae certificate will be made by Fannie Mae on the twenty-fifth day of each month to the persons in whose name the Fannie Mae certificates are entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions will be made by wire; with respect to Fannie Mae certificates issued in fully registered form, distributions will be made by check.

The Underlying Mortgage Loans

Mortgage loans underlying Fannie Mae certificates in the trust fund for a series will generally consist of:

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fixed-rate level payment mortgage loans that are not insured or guaranteed by any governmental agency (“Conventional Loans”);

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fixed-rate level payment FHA Term Loans or VA Loans;

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adjustable rate mortgage loans;

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GEM Loans, Buy-Down Loans or GPM Loans; and

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mortgage loans secured by one-to-four family attached or detached residential housing, including Cooperative Dwellings (“Single Family Property”) or by multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units (“Multifamily Properties”).

Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program. The original maturities of substantially all of the fixed rate level payment Conventional Mortgage Loans are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Term Loans or VA Loans are expected to be 30 years.

Fannie Mae Stripped Mortgage Backed Securities are issued by Fannie Mae in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and/or interest distributions (adjusted to the series pass-through rate) on the underlying pool of mortgage loans.  The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions (adjusted to the series pass-through rate) on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae Stripped Mortgage Backed Securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans. The Guaranteed REMIC Pass-Through Certificates are multiple-class pass-through certificates (representing beneficial interests in a pool consisting primarily of Fannie Mae or Ginnie Mae certificates) as to which Fannie Mae has elected REMIC status for federal income tax purposes.

The rate of interest payable on a Fannie Mae certificate (and the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed Security) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guarantee fee.

The trust fund for a series of Securities may include Fannie Mae certificates having characteristics and terms different from those described above, so long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the series. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

Fannie Mae

Fannie Mae (“Fannie Mae”) is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (12 U.S.C. Section 1716 et seq.). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from any capital market investors that may not ordinarily invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage backed securities, primarily in exchange for pools of mortgage loans from lenders. See “Additional Information” for the availability of further information with respect to Fannie Mae and Fannie Mae certificates.

Freddie Mac Certificates

General

The Freddie Mac certificates represent an undivided interest in a group of mortgages or participations in mortgages (a “PC Pool”) purchased by Freddie Mac. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement and may be issued under either Freddie Mac’s “Cash Program” or “Guarantor Program” or may be Multiclass Mortgage Participation Certificates (Guaranteed) representing multiple classes of certificates of beneficial interest in a pool consisting primarily of Freddie Mac certificates.

The Freddie Mac certificates will be guaranteed by Freddie Mac as to the timely payment of interest at the applicable Freddie Mac certificate rate on the holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans, whether or not received. Freddie Mac also guarantees payment of principal on the underlying mortgage loans, without any offset or deduction, to the extent of the registered holder’s pro rata share thereof, but does not, except with respect to “Scheduled Principal” Freddie Mac certificates issued under the Guarantor Program, guarantee the timely payment of scheduled principal. Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution.

Pursuant to its guarantee, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than:

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30 days following foreclosure sale;

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30 days following payment of the claim by any mortgage insurer; or

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30 days following the expiration of any right of redemption.

In any event, Freddie Mac must remit the guarantee amount no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgages that Freddie Mac has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

Holders of Freddie Mac certificates are entitled to receive their pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, including repayments of principal resulting from acquisition by Freddie Mac of the real property securing the mortgage. Freddie Mac is required to remit to each holder its pro rata share of principal payments on the underlying mortgage loans, interest at an applicable Freddie Mac certificate rate and any other sums, such as prepayment fees, within 60 days of the date on which Freddie Mac is deemed to receive the payments.

Under Freddie Mac’s Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guarantee income as agreed upon between the seller and Freddie Mac.

Freddie Mac certificates are not guaranteed by, and do not constitute debts or obligations of, either the United States of America or any Federal Home Loan Bank. If Freddie Mac were unable to satisfy those obligations, distributions on Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans, and, accordingly, delinquencies and defaults would affect monthly distributions on the Freddie Mac certificates and could adversely affect distributions on the Securities of the related series.

Requests for registration of ownership of Freddie Mac certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, the Federal Reserve Bank of New York maintains book-entry accounts with respect thereto and makes payments of interest and principal each month to holders in accordance with the holders’ instructions. The first payment to a holder of a Freddie Mac certificate will normally be received by the holder by the 15th day of the second month following the month in which the holder became a holder of the Freddie Mac certificate. Thereafter, payments will normally be received by the 15th day of each month.

The Underlying Mortgage Loans

Unless otherwise specified in the prospectus supplement, each PC Pool underlying the Freddie Mac certificates in the trust fund for a series will consist of first lien, fixed-rate, fully amortizing, conventional residential mortgages or participation interests therein. Unless otherwise specified in the prospectus supplement, all of the mortgage loans evidenced by a Freddie Mac certificate are conventional mortgages and therefore do not have the benefit of any guarantee or insurance by, and are not obligations of, the United States of America. All mortgages purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act (as defined below).

The trust fund for a series may include Freddie Mac certificates having other characteristics and terms different from those described above, so long as the Freddie Mac certificates and the underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of the series. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

Freddie Mac

The Federal Home Loan Mortgage Corporation (“Freddie Mac”) is a corporate instrumentality of the United States of America created pursuant to an Act of Congress (Title III of the Emergency Home Finance Act of 1970, as amended, 12 U.S.C. ss.1451-1459) on July 24, 1970 (the “Freddie Mac Act”). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It provides an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages.  The principal activity of Freddie Mac consists of the purchase of first lien, conventional, residential mortgage loans and participation interests in mortgage loans from mortgage lending institutions and the resale of the whole loans and participations so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac certificates. All mortgage loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors. See “Additional Information” for the availability of further information with respect to Freddie Mac and Freddie Mac certificates.

Pre-Funding Arrangements

The depositor may be required to deposit cash into a pre-funding account on the issuance date. To the extent provided in the prospectus supplement for a series, the related Agreements may provide for a commitment by the depositor to subsequently convey to the trust fund additional Primary Assets or additional advances in respect of Mortgage Loans that comprise existing Primary Assets (“Subsequent Primary Assets”) following the date on which the Securities are issued (a “Pre-Funding Arrangement”). The Pre-Funding Arrangement will require that any Subsequent Primary Assets included in the trust fund conform to the requirements and conditions provided in the related Agreements. If a Pre-Funding Arrangement is utilized, on the closing date for the issuance of the Securities, the trustee will be required to deposit in a segregated account (a “Pre-Funding Account”) all or a portion of the proceeds received by the trustee in connection with the sale of one or more classes of Securities of the series. Subsequently, the trust fund will acquire Subsequent Primary Assets in exchange for the release of money from the Pre-Funding Account. The Pre-Funding Arrangement will be limited to a specified period, generally not to exceed three months, during which time any transfers of Subsequent Primary Assets must occur.

If all of the funds originally deposited in the Pre-Funding Account are not used by the end of any specified period, then any remaining amount will be applied as a mandatory prepayment of a class or classes of Securities, as specified in the prospectus supplement. Although we expect that substantially all of the funds in the Pre-Funding Account will be used to acquire Subsequent Primary Assets, so that there will be no material principal distributions from amounts remaining on deposit in the Pre-Funding Account, we cannot assure you that such a distribution will not occur on the Distribution Date following the end of the Pre-Funding Arrangement.

Amounts on deposit in the Pre-Funding Account will be invested as provided in the related Agreements in investments permitted by the Rating Agencies.

Revolving Period Arrangements

If provided in the related prospectus supplement for a series, the trustee or the securities administrator may deposit a specified portion of interest, principal and/or excess interest collected from the Primary Assets in the trust fund into an account established and maintained by it (the “Revolving Account”), instead of distributing such amounts to securityholders.  On the Distribution Date that such amounts are deposited into the Revolving Account, the depositor will apply such amounts to acquire additional Primary Assets following the date on which the Securities are issued (a “Revolving Period Arrangement”).  The depositor will subsequently convey to the trust fund such additional Primary Assets or additional advances in respect of Mortgage Loans that comprise existing Primary Assets (“Revolving Primary Assets”).  The Revolving Period Arrangement will require that any Revolving Primary Assets included in the trust fund conform to the requirements and conditions provided in the related Agreements.  The Revolving Period Arrangement will be limited to the period specified in the related prospectus supplement during which time any acquisition of Revolving Primary Assets must occur.

If all of the funds deposited in the Revolving Account are not used to acquire Revolving Primary Assets on the Distribution Date such amounts were deposited in the Revolving Account, then any remaining amount will be paid on that Distribution Date to securityholders as interest, principal and/or excess interest, as specified in the prospectus supplement.

Collection Account, Securities Administration Account and Distribution Account

The trustee, or the master servicer in its own name for the benefit of the trustee and the securityholders, will establish a separate Collection Account for each series, for deposit of all distributions received with respect to the Primary Assets for the series, any initial cash deposit, and reinvestment income.  If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Collection Account will be credited to the Collection Account, and any loss resulting from the investments will be charged to the Collection Account. Reinvestment income may, however, be payable to the trustee, the master servicer or a servicer as additional compensation. See “Servicing of Loans” and “The Agreements — Investment of Funds.” In this case, the reinvestment income would not be included in calculation of the Available Distribution Amount. See “Description of the Securities — Distributions on the Securities.”

Funds on deposit in the Collection Account will be available for remittance to the trustee for deposit into the Distribution Account (or, if applicable, to the securities administrator for remittance into the Securities Administration Account) to the extent of the Available Distribution Amount and for certain other payments provided for in the Agreements. Unless otherwise specified in the prospectus supplement, amounts in the Collection Account constituting reinvestment income payable to the master servicer as additional servicing compensation or for the reimbursement of advances or expenses, amounts in respect of any excess servicing fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the trustee for deposit into the Distribution Account or to the securities administrator for deposit into the Securities Administration Account, as applicable.

If specified in the related prospectus supplement, a separate Securities Administration Account will be established by the securities administrator in its own name for the benefit of the securityholders into which all funds received from the master servicer will be deposited, pending remittance to the trustee for deposit in the Distribution Account. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Securities Administration Account will be credited to the Securities Administration Account, and any loss resulting from the investments will be charged to the Securities Administration Account.  Reinvestment income, may, however, be payable to the securities administrator , the trustee or the master servicer as additional compensation.  See also “The Agreements — Securities Administration Account.”

A separate Distribution Account will be established by the trustee in the name of the trustee for the benefit of the securityholders into which all funds received from the master servicer (or servicer) or securities administrator, as applicable, and all required withdrawals from any reserve funds for the related series will be deposited, pending distribution to the securityholders. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Distribution Account will be credited to the Distribution Account, and any loss resulting from the investments will be charged to the Distribution Account. Reinvestment income, may, however, be payable to the trustee or the master servicer as additional compensation. On each Distribution Date, all funds on deposit in the Distribution Account, subject to certain permitted withdrawals by the trustee as set forth in the Agreements, will be available for remittance to the securityholders. See also “The Agreements — Distribution Account.”

Other Funds or Accounts

A trust fund may include other funds and accounts or a security interest in certain funds and accounts for the purpose of, among other things, paying certain administrative fees and expenses of the trust and accumulating funds pending their distribution. If specified in the prospectus supplement, certain funds may be established with the trustee with respect to Buy-Down Loans, GPM Loans, or other Loans having special payment features included in the trust fund in addition to or in lieu of any similar funds to be held by the servicer. See “Servicing of Loans — Collection Procedures; Escrow Accounts” and “— Deposits to and Withdrawals from the Collection Account.” If Private Mortgage-Backed Securities are backed by GPM Loans, and the asset value with respect to a Multi-Class Series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established that will be similar to that which would be established if GPM Loans constituted the Primary Assets. See “Servicing of Loans — Deposits to and Withdrawals from the Collection Account.” Other similar accounts may be established as specified in the prospectus supplement.

Loan Underwriting Procedures and Standards

Underwriting Standards

The depositor expects that Loans comprising the Primary Assets for a series of Securities will have been originated generally in accordance with underwriting procedures and standards similar to those described in this prospectus, except as otherwise described in the prospectus supplement.

Mortgage Loans will generally have been originated, either directly or through mortgage brokers and correspondents, by savings and loan associations, savings banks, commercial banks, credit unions, insurance companies or similar institutions supervised and examined by a federal or state authority; mortgagees approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, or wholly-owned subsidiaries thereof; or by affiliates of the depositor.  Manufactured Home Loans may have been originated by these institutions or by a financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act.  Except as otherwise set forth in the prospectus supplement, the originator of a Loan will have applied underwriting procedures intended to evaluate the borrower’s credit standing and repayment ability and the value and adequacy of the related property as collateral.  FHA Term Loans, HECM Loans and VA Loans will have been originated in compliance with the underwriting policies of the FHA and the VA, as applicable.

The depositor may purchase Loans for inclusion in a trust fund that are underwritten under less strict standards and procedures that require limited (or no) supporting documentation, typically referred to as “limited documentation” or “no documentation” programs.  In addition, Mortgage Loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property notwithstanding higher risks of default and losses.  The prospectus supplement will specify the underwriting standards applicable to the Mortgage Loans.

In addition, the depositor may purchase Loans for inclusion in a trust fund which vary from, or do not comply with, the applicable originator’s underwriting guidelines.  In some cases, the divergence from a strict application of the applicable underwriting guidelines was the result of a permitted exception under such underwriting guidelines (i.e., a case by case permitted exception based upon other compensating factors such as relatively low debt to income ratio, good credit history, stable employment or financial reserves of the borrower).  In other instances, the divergence from the applicable underwriting guidelines was the result of an unintentional underwriting error by the applicable originator.  In such cases, the prospectus supplement will specify the nature of these exceptions to the underwriting guidelines.

Certain states where the Mortgaged Properties may be located have “antideficiency” laws requiring, in general, that lenders providing credit on Single Family Property look solely to the property for repayment in the event of foreclosure. See “Legal Aspects of Loans.”

Loss Experience

The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on Conventional Loans. However, we cannot assure you that the past pattern of appreciation in value of the real property securing the Loans will continue; historically, some regions of the country experienced significant depreciation in real estate values over a short period of time. Also, there is no assurance that appreciation of real estate values generally, if appreciation occurs, will limit loss experiences on non-traditional housing such as Multifamily Property, Manufactured Homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the Mortgaged Property (including Cooperative Dwellings) securing a Loan has remained or will remain at the level existing on the date of origination of the Loan. If the residential real estate market in one or more regions of the United States should experience decline in property values so that the outstanding balances of the Loans and any secondary financing on the Mortgaged Properties securing the Loans become equal to or greater than the value of the related Mortgaged Properties, then the actual rates of delinquencies, foreclosures and losses would be higher than those now generally experienced in the mortgage lending industry. See “Legal Aspects of Loans.”

No assurance can be given that values of Manufactured Homes have or will remain at the levels existing on the dates of origination of the related Loan. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of Mortgaged Property. Additionally, delinquency, loss and foreclosure experience on Manufactured Home Loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional Mortgaged Property. Loans secured by Multifamily Property may also be more susceptible to losses due to changes in local and regional economic conditions than Loans secured by other Single Family Property. For example, unemployment resulting from an economic downturn in local industry may sharply affect occupancy rates. Also, interest rate fluctuations can make home ownership a more attractive alternative to renting, causing occupancy rates and market rents to decline. New construction can create an oversupply, particularly in a market that has experienced low vacancy rates.

To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of Mortgaged Property with respect to Loans included in the Primary Assets for a series of Securities are not covered by the methods of credit support or the insurance policies described in this prospectus or the prospectus supplement, losses will be borne by holders of the Securities of the related series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the Primary Assets, thus reducing average weighted life and affecting yield to maturity. See “Yield, Prepayment and Maturity Considerations.”

Representations and Warranties

Unless otherwise specified in the prospectus supplement, at the time of delivery of the Mortgage Loans to the trustee, the depositor or another entity will make certain loan-level representations and warranties to the trustee with respect to the Mortgage Loans comprising the Primary Assets in a trust fund.  Unless otherwise specified in the prospectus supplement, these typically include representations and warranties generally to the following effect:

(1)

Mortgage Loan Schedule.  The information set forth in the Mortgage Loan Schedule attached to the applicable sale agreement is true and correct in all material respects;

(2)

No Outstanding Charges.  All taxes and government assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents due and owing have either been paid, or to the extent not yet due and payable, escrowed;

(3)

Original Terms Unmodified.  The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, other than by a written instrument which has been recorded;

(4)

No Defenses.  The mortgage note and the mortgage are not subject to any right of rescission, set-off, counterclaim or defense (including the defense of usury) as to render such mortgage note or mortgage unenforceable;

(5)

No Satisfaction of Mortgage.  The mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

(6)

Validity of Documents.  The mortgage note and any related mortgage and any other related agreement are genuine and each is the legal, valid and binding obligation of the related mortgagor, enforceable in accordance with its terms;

(7)

Compliance with Applicable Laws.  Any and all requirements of any federal, state or local law, including usury, truth-in-lending, consumer credit protection and privacy, equal credit opportunity, disclosure or predatory and abusive lending laws applicable to the origination and servicing of the Mortgage Loan have been complied with;

(8)

Valid Lien.  The related mortgage evidences a valid, subsisting, enforceable and perfected lien on the related mortgaged property, subject only to permissible title exceptions;

(9)

Ownership.  The related transferor is the sole owner of record and holder of the Mortgage Loan and related mortgage and the mortgages are not assigned or pledged, and prior to the transfer by such transferor, the transferor had good and marketable title to the mortgage and related mortgage, had full right and authority to transfer and sell the Mortgage Loans, and transferred such Mortgage Loans free and clear of any encumbrance, equity, lien, pledge, participation interest, charge, claim or security interest of any nature;

(10)

Title Insurance.  Each Mortgage Loan (other than a Cooperative Loan) is covered by an American Land Title Association lender’s title insurance policy or other generally acceptable form of insurance;

(11)

Transfer of Mortgage Loans.  The assignment of mortgage is in recordable form and acceptable for recording under the laws of the relevant applicable jurisdiction;

(12)

Mortgaged Property Undamaged.  The Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan;

(13)

Collection Practices; Escrow Deposits.  The origination and collection practices used with respect to each mortgage note and mortgage have been in all material respects legal, proper and prudent, and all escrow amounts have been collected in compliance with state and federal law;

(14)

Insurance.  The mortgaged property securing a mortgage is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the mortgaged property is located or required by the applicable federal insurer;

(15)

Due-on-Sale Clauses.  The mortgage or mortgage note contains an enforceable provision, to the extent not prohibited by law, for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee;

(16)

Primary Mortgage Insurance.  All provisions of any primary mortgage insurance policies have been and are being complied with, each such policy is in full force and effect and all premiums related to such primary mortgage insurance policies have been paid;

(17)

Prepayment Premiums.  For any Mortgage Loan that has a prepayment premium feature, each such prepayment premium shall be enforceable and permitted pursuant to federal, state and local law (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws affecting creditor’s rights generally or the collectibility thereof may be limited due to acceleration in connection with foreclosure); and

(18)

No Foreclosure.  No foreclosure action is being threatened or commenced with respect to any Mortgage Loan and no mortgaged property is subject to pending foreclosure proceedings or a written foreclosure agreement.

If the Mortgage Loans include Cooperative Loans, no representations or warranties with respect to title insurance or hazard insurance will be given.  In addition, if the Mortgage Loans include Condominium Loans, no representation regarding hazard insurance will be given. Generally, the Cooperative itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative and the persons appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium (the “Condominium Association”) are responsible for maintaining standard hazard insurance, insuring the entire multi-unit building or buildings, or group of buildings, whether or not attached to each other, located on property subject to Condominium ownership (the “Condominium Building”) (including each individual Condominium Unit), and the borrowers of that Cooperative or Condominium may not maintain separate hazard insurance on their individual Cooperative Dwellings or Condominium Units. See “Servicing of Loans — Maintenance of Insurance Policies and Other Servicing Procedures.”

With respect to a Cooperative Loan, unless otherwise specified in the prospectus supplement, the depositor will represent and warrant based, in part, upon representations and warranties of the originator of the Cooperative Loan that (1) with respect to first lien Cooperative Loans, the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments) and (2) the related Cooperative Dwelling is free of material damage and in good repair.

Upon the discovery of the breach of any representation or warranty made by the depositor or another entity in respect of a Loan that materially and adversely affects the value of the Loan, such party will be obligated to cure the breach in all material respects, repurchase the Loan from the trustee, or, unless specified otherwise in the prospectus supplement, deliver a Qualified Substitute Mortgage Loan as described under “The Agreements — Assignment of Primary Assets.”

The depositor does not have, and is not expected in the future to have, any significant assets with which to meet its obligations to repurchase or substitute Loans, and its only source of funds to make such a substitution or repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator, transferor or seller of the Loans, as applicable.  The PMBS Trustee (in the case of Private Mortgage-Backed Securities) or the trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of the Loan.  If specified in the prospectus supplement, the master servicer may be obligated to enforce this obligation rather than the trustee or PMBS Trustee.

Substitution of Primary Assets

Substitution of Primary Assets will be permitted in the event of breaches of representations and warranties with respect to any original Primary Asset or in the event the documentation with respect to any Primary Asset is determined by the trustee to be incomplete. The prospectus supplement will indicate the period during which a substitution will be permitted and will describe any other conditions upon which Primary Assets may be substituted for Primary Assets initially included in the trust fund.

The Sponsor

If specified in the prospectus supplement, Lehman Brothers Holdings Inc. will act as sponsor of the trust fund.  Any other entity which acts as sponsor instead of Lehman Brothers Holdings Inc. will be described in the prospectus supplement.

General

Lehman Brothers Holdings Inc., a Delaware corporation (“Lehman Holdings” or the “Sponsor”), together with its subsidiaries and affiliates, are collectively referred to in this prospectus as “Lehman Brothers.”  Its executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A.

Lehman Brothers, an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients and individuals worldwide.  Lehman Brothers provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services.  Its global headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in North America, Europe, the Middle East, Latin America and the Asia Pacific region.  Lehman Brothers, through predecessor entities, was founded in 1850.

Lehman Brothers is a global market-maker in all major equity and fixed income products.  To facilitate its market-making activities, Lehman Brothers is a member of all principal securities and commodities exchanges in the United States, as well as NASD, Inc., and it holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris, Milan and Australian stock exchanges.

Lehman Brothers operates in three business segments (each of which is described below): Investment Banking, Capital Markets and Investment Management.

Investment Banking

The Investment Banking business segment is made up of Advisory Services and Global Finance activities that serve Lehman Brothers’ corporate and government clients.  The segment is organized into global industry groups — Communications, Consumer/Retailing, Financial Institutions, Financial Sponsors, Healthcare, Industrial, Media, Natural Resources, Power, Real Estate and Technology — that include bankers who deliver industry knowledge and expertise to meet clients’ objectives.  Specialized product groups within Advisory Services include mergers and acquisitions and restructuring.  Global Finance includes underwriting, private placements, leveraged finance and other activities associated with debt and equity products.  Product groups are partnered with relationship managers in the global industry groups to provide comprehensive financial solutions for clients.

Capital Markets

The Capital Markets business segment includes institutional customer-flow activities, prime brokerage, research, and secondary-trading and financing activities in fixed income and equity products. These products include a wide range of cash, derivative, secured financing and structured instruments and investments.  Lehman Brothers is a leading global market-maker in numerous equity and fixed income products including U.S., European and Asian equities, government and agency securities, money market products, corporate high grade, high yield and emerging market securities, mortgage- and asset-backed securities, preferred stock, municipal securities, bank loans, foreign exchange, financing and derivative products.  Lehman Brothers is one of the largest investment banks in terms of U.S. and pan-European listed equities trading volume, and Lehman Brothers maintains a major presence in over-the-counter U.S. stocks, major Asian large capitalization stocks, warrants, convertible debentures and preferred issues. In addition, the secured financing business manages Lehman Brothers’ equity and fixed income matched book activities, supplies secured financing to institutional clients and customers, and provides secured funding for Lehman Brothers’ inventory of equity and fixed income products.  The Capital Markets segment also includes proprietary activities as well as investing in real estate and private equity.

Mortgage- and Asset-Backed Securities.  Lehman Brothers is a leading underwriter of and market-maker in residential and commercial mortgage-and asset-backed securities and is active in all areas of secured lending, structured finance and securitized products. Lehman Brothers underwrites and makes markets in the full range of U.S. agency-backed mortgage products, mortgage-backed securities, asset-backed securities and whole loan products.  It is also a leader in the global market for residential and commercial mortgages (including multi-family financing) and leases.  Lehman Brothers originates commercial and residential mortgage loans through Lehman Brothers Bank, FSB (the “Bank”), and other subsidiaries in the U.S., Europe and Asia.  The Bank offers traditional and online mortgage and banking services nationally to individuals as well as institutions and their customers.  The Bank is a major part of Lehman Brothers’ institutional mortgage business, providing an origination pipeline for mortgages and mortgage-backed securities.

Investment Management

The Investment Management business segment consists of Lehman Brothers’ global Private Investment Management and Asset Management businesses.

Private Investment Management.  Private Investment Management provides comprehensive investment, wealth advisory and capital markets execution services to high-net-worth individuals and businesses, leveraging all the resources of Lehman Brothers.

Asset Management.  Asset Management provides proprietary asset management products across traditional and alternative asset classes, through a variety of distribution channels, to individuals and institutions.  It includes both the Neuberger Berman and Lehman Brothers Asset Management brands as well as Lehman Brothers’ Private Equity business.

Securitization Activities of the Sponsor

Lehman Holdings, together with its affiliates, is a market leader in mortgage- and asset-backed securitizations and other structured financing arrangements.  Lehman Holdings has been engaged in the securitization of assets since 1987.  In connection with these activities, Lehman Holdings uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of commercial and residential mortgages, home equity loans, government and corporate bonds, and lease and trade receivables.

During fiscal years 2006 and 2005, Lehman Holdings and its affiliates securitized approximately $168 billion and $152 billion of financial assets, including $146 billion and $133 billion of residential mortgages, $19 billion and $13 billion of commercial mortgages and $3 billion and $6 billion of municipal and other-asset-backed financial instruments, respectively.

Lehman Holdings and its affiliates, including Aurora Loan Services LLC (“Aurora”) and the Bank, originate residential and commercial loans as an extension of Lehman Holdings’ securitization activities.  In this regard Lehman Holdings and its affiliates originated approximately $60 billion and $85 billion of residential mortgage loans in fiscal years 2006 and 2005, respectively.  If specified in the prospectus supplement, the Trust Fund may include Loans originated by one or more affiliates of Lehman Holdings.  In addition, Lehman Holdings acquires Loans both directly and through its affiliates, including Aurora and the Bank, from various third party originators through wholesale and retail channels.  These Loans may have been originated using underwriting guidelines not established by Lehman Holdings or any of its affiliates.  If specified in the prospectus supplement, the Trust Fund may include Loans originated by one or more of these third parties.

Through its affiliates, Lehman Holdings services and master services Loans.  If specified in the prospectus supplement, the Trust Fund may include Loans serviced and master serviced by one or more of these affiliates.

In the normal course of its securitization program, Lehman Holdings acquires Primary Assets from third party originators and through its affiliates.  Employees of Lehman Holdings or its affiliates structure securitization transactions in which the Primary Assets are sold to the depositor.  In return for the Primary Assets which Lehman Holdings sells to the depositor, the depositor issues the Securities supported by the cash flows generated by the Primary Assets and secured by the Primary Assets.  If specified in the prospectus supplement, Lehman Holdings will make certain representations and warranties to the depositor and the trustee regarding the Primary Assets.  If it is later determined the Primary Assets fail to conform to the specified representations and warranties, Lehman Holdings may have an obligation to repurchase such Primary Assets from the depositor (or directly from the trustee) or it may have an obligation to indemnify the depositor (or the trustee) against any losses on the Primary Assets.  To mitigate these risks, however, to the extent the Primary Assets being securitized have been originated by third parties, Lehman Holdings will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such Primary Assets and will assign its rights under these representations and warranties for the benefit of the depositor (or the trustee).  See “Loan Underwriting Procedures and Standards—Representations and Warranties” and The Agreements—Repurchase and Substitution of Non-Conforming Loans.”

At November 30, 2006 and 2005, Lehman Holdings and its affiliates had approximately $2 billion and $700 million, respectively, of non-investment grade retained interests from its securitization activities (primarily junior security interests in securitizations).

The Depositor

The depositor, Structured Asset Securities Corporation, was incorporated in the State of Delaware on January 2, 1987.  The principal office of the depositor is located at 745 Seventh Avenue, New York, New York 10019.  Its telephone number is (212) 526-7000.

The depositor is a wholly owned, direct subsidiary of Lehman Commercial Paper Inc.  Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc.

The depositor has been engaged in the securitization of Primary Assets since its incorporation in 1987.  The depositor is generally engaged in the business of serving as depositor of one or more trusts that may authorize, issue, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by a pledge or other assignment of, or represent an interest in, Primary Assets.  The depositor is also generally engaged in the business of acquiring, owning, holding, transferring, assigning, pledging and otherwise dealing with Primary Assets.  The depositor generally acquires Primary Assets from the sponsor, or if specified in the prospectus supplement, from another seller of Primary Assets, in each case in privately negotiated transactions.

The Certificate of Incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series and to serve as depositor of one or more trusts that may issue and sell bonds or securities.

After the issuance of the Securities, the depositor may be required (to the extent specified in the related Agreements) to perform certain actions on a continual basis, including but not limited to:

•

upon the discovery of the breach of any representation or warranty made by the depositor in respect of a Loan that materially and adversely affects the value of that Loan, to repurchase the Loan from the trustee, or deliver a Qualified Substitute Mortgage Loan as described under “The Agreements — Assignment of Primary Assets;”

•

to make all initial filings establishing or creating a security interest over the Primary Assets and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC (as defined herein) to perfect the trustee’s security interest in or lien on the Primary Assets;

•

to arrange for replacement interest rate cap contracts, interest rate swap agreements, currency swaps, currency options and yield supplement agreements in the event the applicable derivative instrument is terminated early;

•

to appoint a successor trustee or securities administrator, as applicable, in the event either the trustee or the securities administrator resigns, is removed or become ineligible to continue serving in such capacity under the related Agreement;

•

to prepare and file any reports required under the Exchange Act;

•

to notify the Rating Agencies and any other relevant parties of the occurrence of any event of default or other event specified in the related Agreements; and

•

to provide the trustee, the securities administrator and the master servicer with any information it may reasonably require to comply with the terms of the Agreements.

Generally, however, it is expected that the above functions will be performed by the depositor’s agents or one or more of the trustee, the securities administrator and the master servicer in accordance with the related Agreements, as described in the prospectus supplement.

Aurora Loan Services LLC

General

If specified in the related prospectus supplement, Aurora Loan Services LLC may act as a servicer or master servicer of Mortgage Loans in the Trust Fund.  Aurora was incorporated in Delaware on May 15, 1997 and was converted to a limited liability company on January 1, 2005.  Aurora is a wholly owned subsidiary of the Bank.  Aurora’s executive offices are located at 10350 Park Meadows Drive, Littleton, Colorado 80124.

The Sponsor and its affiliates, including Aurora and the Bank, have implemented certain information barrier policies to ensure that the Sponsor and its affiliates provide notice of the discovery of actual breaches of loan-level representations and warranties to the master servicer only at such time as it has been determined that the facts and circumstances relating to such breach are such as would constitute a breach under the related trust agreement, but not prior to such time.  These policies include restrictions on the flow of such information within and among the Sponsor’s and its affiliates’ mortgage loan origination businesses and its servicing and master servicing businesses. Accordingly, the related trust agreement will provide that Aurora, acting in its capacity as master servicer, will not be deemed to have knowledge of the breach of any loan-level representation or warranty until such time as the information flow policy permits or requires disclosure to the master servicer of the facts and circumstances relating to the breach.

Master Servicing

Aurora’s centralized real estate master servicing facility is located at 10350 Park Meadows Drive, Littleton, Colorado 80124.  Aurora has been engaged in the business of master servicing residential mortgage loans since 1998.  Aurora has been master servicing subprime residential mortgage loans since 2002.

The following tables set forth certain information regarding Aurora’s total public securitization master servicing portfolio.


	At December 31, 2003		At December 31, 2004
Type of Loan	Number of Loans	Principal Balance (in millions)	Number of Loans	Principal Balance (in millions)
Alt-A	77,580	$24,884	143,624	$42,469
Subprime	180,123	$24,229	277,640	$36,449
Government Insured or Guaranteed(1)	225,941	$18,855	206,509	$16,751
Home Equity Lines of Credit	0	$0.00	3,666	$167
Total Portfolio	483,644	$67,968	631,439	$95,836
	At December 31, 2005		At December 31, 2006
Type of Loan	Number of Loans	Principal Balance (in millions)	Number of Loans	Principal Balance (in millions)
Alt-A	246,903	$72,992	324,838	$101,548
Subprime	418,984	$58,092	479,174	$66,158
Government Insured or Guaranteed(1)	171,602	$13,198	143,326	$10,889
Home Equity Lines of Credit	1,967	$76	1,268	$41
Total Portfolio	839,456	$144,358	948,606	$178,637

__________________

(1)

‘Government insured or guaranteed’ means mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans’ Affairs or the Rural Housing and Community Development Service.

Aurora’s master servicing monitoring procedures include verifying servicer remittances of principal and interest payments on mortgage loans and performing on-site and desk reviews of servicers.  To the extent that a servicer makes a remittance of principal or interest that is different than the amount expected on a servicer remittance date, Aurora investigates the discrepancy and seeks to reconcile and clear any loan level discrepancies with such servicer.  During the time that Aurora is investigating a discrepancy, Aurora, when required pursuant to the related Agreement, advances the difference between the amount received from a servicer and the amount expected to be received by Aurora.

When mortgage loans are ninety days or more delinquent, Aurora examines the activities of the servicers of the delinquent mortgage loans to determine whether such servicers are in compliance with the terms of their respective servicing agreements.  Aurora’s analysis includes a review of each servicer’s duties with respect to bankruptcy, foreclosure and real estate owned property matters, as applicable.  If Aurora discovers that servicers are not in compliance with the terms of their servicing agreements, Aurora works with these servicers and seeks to resolve any inappropriate practices.  Except with respect to subprime mortgage loans, as part of its master servicing procedures, Aurora monitors loan level losses reported by the servicers upon the liquidation of a defaulted mortgage loan.

Servicing

Total Portfolio

Aurora’s centralized loan servicing facility is located at 601 Fifth Avenue, Scottsbluff, Nebraska 69361.  It has additional loan servicing facilities at 10350 Park Meadows Drive, Littleton, Colorado 80124 and 327 Inverness Drive South, Littleton, Colorado 80112.  Aurora has been engaged in the business of servicing residential mortgage loans since 1997.  It has been approved to service mortgage loans for Ginnie Mae, Fannie Mae and Freddie Mac and to service mortgage loans insured by the FHA and guaranteed by the VA.

The following tables set forth certain information regarding Aurora’s total loan servicing and subservicing portfolio, of which the substantial majority are currently serviced in securitization transactions or on behalf of Lehman Holdings or the Bank.


	At December 31, 2003		At December 31, 2004
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
		(in millions)		(in millions)
Conventional	34,210	$5,892	41,391	$6,723
Conventional Alt-A	95,422	$29,960	157,333	$40,795
Subprime	8,814	$725	6,981	$933
Government Insured or Guaranteed(1)	107,562	$5,815	85,274	$4,580
Home Express(2)	48,284	$5,940	31,254	$3,490
SBA Disaster Loans(3)	53,822	$938	44,230	$774
Home Equity Lines of Credit	-	$0	-	$0
Total Portfolio	348,114	$49,270	366,463	$57,295
	At December 31, 2005		At December 31, 2006
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
		(in millions)		(in millions)
Conventional	61,309	$8,881	85,736	$15,353
Conventional Alt-A	261,125	$62,067	306,127	$73,590
Subprime	7,443	$1,267	10,749	$1,943
Government Insured or Guaranteed(1)	9,131	$654	7.081	$497
Home Express(2)	16,582	$1,714	10,896	$1,070
SBA Disaster Loans(3)	36,737	$629	30,812	$521
Home Equity Lines of Credit	157	$8	172	$8
Total Portfolio	392,484	$75,220	451,573	$88,171

__________________

(1)

‘Government insured or guaranteed’ means mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans Affairs or the Rural Housing and Community Development Service.

(2)

‘Home Express’ means mortgage loans that were originated by Aurora pursuant to underwriting guidelines that had less restrictive standards for mortgage loan applicants than for applicants of conventional mortgage loans.  These guidelines included reduced  documentation requirements (including the allowance of stated incomes), a streamlined documentation analysis (such as relying solely on credit score of the applicant for credit eligibility) and elevated loan-to-value ratios.  These mortgage loans had primary mortgage insurance and pool insurance policy coverage, which insured the loans to a 50% loan-to-value ratio.

(3)

‘SBA Disaster Loans’ means those mortgage loans that were originated through the U.S. Small Business Administration but do not maintain any Small Business Administration guaranty.  Certain SBA Disaster Loans are loans that are not secured by real estate and others that are not secured by any other real or personal property.

The following table provides Aurora’s outstanding advances and servicing advances:

	At December 31, 2003	At December 31, 2004	At December 31, 2005	At September 30, 2006
Portfolio	Advance Balance	Advance Balance	Advance Balance	Advance Balance
Conventional	$12,402,954	$11,363,442	$17,706,788	$31,095,883
Conventional Alt A	$19,254,670	$13,543,476	$24,810,189	$73,099,541
Express	$(1,351,511)	$(7,187,866)	$2,222,664	$1,524,941
Government	$33,432,797	$36,995,784	$28,014,484	$17,823,996
HELOC	$0	$0	$4,639	$3,969
SBA	$1,008,369	$4,897,435	$5,250,499	$4,992,823
Subprime	$5,622,019	$4,910,400	$3,795,379	$7,544,466
Total	$70,369,299	$64,522,671	$81,804,642	$136,074,618


Aurora’s servicing procedures include collecting and posting payments for each mortgage loan, verifying that payments are made according to the terms of the mortgage note and servicing each mortgage loan in accordance with the terms of the applicable Servicing Agreement, including through the establishment and use of Servicing Accounts and Escrow Accounts.  Aurora also utilizes standardized escrow analysis procedures and employs outside vendors to ensure the appropriate payment of flood and homeowner’s insurance and property taxes.  Mortgagors can obtain account information on the phone, including through the use of a voice response unit system, via Aurora’s website and in person at certain of Aurora’s loan servicing facilities.

Aurora’s servicing procedures have been modified as its mortgage loan portfolio has changed from a portfolio consisting largely of government insured or guaranteed mortgage loans (which are mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans Affairs or the Rural Housing and Community Development Service) to a portfolio consisting largely of non-government mortgage loans, such as conventional, conventional Alt-A and subprime mortgage loans.  Included among these changes are a heightened emphasis on Aurora’s special servicing group, which seeks to mitigate losses on mortgage loans in bankruptcy and foreclosure.  Aurora has placed a special emphasis on servicing subprime mortgage loans with respect to resolution and recovery.  Aurora similarly has emphasized its real-estate owned property management and liquidation processes.

Aurora generally will be obligated to make Advances and servicing advances to the extent that such Advances or servicing advances, in its reasonable judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Mortgage Loan.  As of December 31, 2003, December 31, 2004, and December 31, 2005, and December 31, 2006, Aurora had outstanding Advances and servicing advances of approximately $70,369,299, $64,522,671, $81,804,642 and $136,074,618, respectively.

The below delinquency, foreclosure and loss experience statistics represent the recent experience of Aurora. The loans in Aurora’s servicing portfolio may differ significantly from the Mortgage Loans. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, on the value of the Mortgaged Properties securing such Mortgage Loans and the ability of borrowers to make required payments. There can be no assurance, and no representation is made, that the delinquency experience with respect to the Mortgage Loans will be similar to that reflected in the tables above, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans.

The likelihood that borrowers will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to borrowers’ personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower’s equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.

When Aurora receives notice that a mortgagor has filed for protection under the provisions of the Bankruptcy Code, and related rules and regulations promulgated thereunder, Aurora codes and monitors such mortgage loan for the purposes of: avoiding a violation of the automatic stay, protecting mortgage loan assets during all bankruptcy proceedings and managing all bankruptcy timelines.  Related activities include monitoring attorney performance and trustee funds, filing motions for relief of stay and ensuring that funds received are posted according to the bankruptcy plan.

When a mortgage loan becomes a ‘high risk asset’ (such as a real-estate owned property, a mortgage loan seized in a drug related or other litigation matter or a mortgage loan being repurchased from a trust fund), a loan level review and analysis is performed to determine the best strategy for resolution.  This review is designed to minimize risk and maximize recovery.  Aurora manages the holding and sale of real-estate owned properties, including determining asset values and executing a market analysis of the property, developing a marketing plan with the goal of maximizing recovery, minimizing property hold time and overseeing third party vendors providing any related functions.  Each real-estate owned property is assigned a team consisting of an asset manager and assistant who creates the marketing plan, develops an initial list price and considers price reductions as necessary and negotiates for the highest and best offer on such property.

Conventional Mortgage Loans

Except where applicable law or regulation requires otherwise, Aurora services delinquent conventional mortgage loans in accordance with a generally prescribed timeline of activities.  Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors.  This analysis includes items such as a mortgagor’s payment history and risk scoring.  The timeline also may be adjusted by Aurora upon the request of a securitization transaction’s master servicer or any applicable primary mortgage insurance company.

Aurora’s procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type.  If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora’s standard procedures and delinquency timelines.  Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

All delinquent mortgage loans that are not considered ‘high risk assets’ are monitored by Aurora’s collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency.  Responsibility for actively handling mortgage loans moves to Aurora’s late stage mortgage loan collection counselors upon the sixtieth day of delinquency.  Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor’s payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted.  Aurora’s home retention plan is designed to allow Aurora’s workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

In the first month of delinquency of a conventional mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor’s risk scoring and payment history.  Aurora also mails a late charge billing statement and delinquency notice to the mortgagor.  In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora’s home retention plan, including options for payment of the delinquent debt.  Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance company of the delinquency.   Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property.  By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional.  Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company.  Prior to foreclosure, the mortgage loan is referred for review to Aurora’s foreclosure committee.

When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis.  At the same time, Aurora will continue to pursue loss mitigation techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor.  Related activities include preparing the first legal filing, referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney’s activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

Throughout the foreclosure process, Aurora acts in accordance with applicable laws.  Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee.  Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer.  Aurora also makes monthly reports to such insurer when applicable.  Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines.  When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties.  The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora’s receipt of the proceeds.  A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to conventional mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

Delinquencies and Foreclosures
(Dollars in Millions)(1)

Conventional

	At December 31, 2003			At December 31, 2004
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	34,210	$5,891.89		41,391	$6,722.64
Period of delinquency (2)
30 to 59 days	1,405	$206.75	3.51%	945	$129.19	1.92%
60 to 89 days	371	$53.83	0.91%	253	$36.10	0.54%
90 days or more	183	$30.69	0.52%	203	$31.67	0.47%
Total delinquent loans(2)	1,959	$291.26	4.94%	1,401	$196.95	2.93%
Loans in foreclosure (excluding bankruptcies)	853	$148.76	2.52%	595	$97.83	1.46%
Loans in bankruptcy	342	$49.15	0.83%	321	$44.02	0.65%
Total	3,154	$489.18	8.30%	2,317	$338.81	5.04%

	At December 31, 2005			At December 31, 2006
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	61,309	$8,880.54		85,736	$15,353.12
Period of delinquency (2)
30 to 59 days	1,462	$204.53	2.30%	3,508	$628.01	4.09%
60 to 89 days	466	$67.84	0.76%	1,125	$208.45	1.36%
90 days or more	609	$81.08	0.91%	1,077	$165.04	1.07%
Total delinquent loans(2)	2,537	$353.45	3.98%	5,710	$1,001.50	6.52%
Loans in foreclosure (excluding bankruptcies)	1,044	$153.32	1.73%	2,425	$484.09	3.15%
Loans in bankruptcy	819	$93.12	1.05%	676	$89.36	0.58%
Total	4,400	$599.89	6.76%	8,811	$1,574.95	10.26%

_______________________

(1)

Total portfolio and delinquency information is for conventional  mortgage loans only, excluding bankruptcies.  The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(2)

The MBS method for conventional loans is used in calculation of delinquency percentage. Under  the MBS methodology, a loan is considered delinquent if any payment is past due one or more days. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months).

(3)

Actual percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.


Loan Loss Experience
(Dollars in Millions) (4)

Conventional

	For the year ended		For the year ended
	At December 31, 2003		At December 31, 2004
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	32,053	$5,493.68	33,450	$5,871.74
Net Losses	29	$1.06	164	$5.94
Net Losses as a Percentage of Total Portfolio		0.02%		0.10%

	For the year ended		For the year ended
	At December 31, 2005		At December 31, 2006
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	48,053	$7,494.87	72,671	$13,149.81
Net Losses	471	$16.03	488	$18.17
Net Losses as a Percentage of Total Portfolio		0.21%		0.14%
____________________
(1) "Total Portfolio" is the aggregate principal balance of the securitized Conventional mortgage loans on the last day of the period.

(2)

“Net Losses” means Gross Losses minus Recoveries.  “Gross Losses” are actual losses incurred on liquidated properties for each respective period.  Gross Losses are calculated after repayment of all principal, foreclosure costs, servicing fees, and accrued interest to the date of liquidation.   “Recoveries” are recoveries from liquidation proceeds, deficiency judgments, and mortgage insurance proceeds.  Net Losses may include gains on individual loans whereby Aurora, as a servicer, retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3)

Net Losses includes loans on which trust experienced foreclosure loss or gain.  Net Losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated.  If additional costs are incurred or recoveries are received after the end of the period, then the amounts are adjusted with respect to the period in which the related loan was liquidated.  Accordingly, the Net Losses reported in the table may change in future periods.

(4)

The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.


Conventional Alt-A Mortgage Loans

Except where applicable law or regulation requires otherwise, Aurora services delinquent Alt-A mortgage loans in accordance with a generally prescribed timeline of activities.  Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors.  This analysis includes items such as a mortgagor’s payment history and risk scoring.  The timeline also may be adjusted by Aurora upon the request of a securitization transaction’s master servicer or any applicable primary mortgage insurance company.

Aurora’s procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type.  If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora’s standard procedures and delinquency timelines.  Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

All delinquent mortgage loans that are not considered ‘high risk assets’ are monitored by Aurora’s collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency.  Responsibility for actively handling mortgage loans moves to Aurora’s late stage mortgage loan collection counselors upon the sixtieth day of delinquency.  Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor’s payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted.  Aurora’s home retention plan is designed to allow Aurora’s workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

In the first month of delinquency of an Alt-A mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor’s risk scoring and payment history.  Aurora also mails a late charge billing statement and delinquency notice to the mortgagor.  In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora’s home retention plan, including options for payment of the delinquent debt.  Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance company of the delinquency.   Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property.  By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional.  Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company.  Prior to foreclosure, the mortgage loan is referred for review to Aurora’s foreclosure committee.

When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis.  At the same time, Aurora will continue to pursue loss mitigation techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor.  Related activities include preparing the first legal filing, referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney’s activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

Throughout the foreclosure process, Aurora acts in accordance with applicable laws.  Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee.  Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer.  Aurora also makes monthly reports to such insurer when applicable.  Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines.  When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties.  The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora’s receipt of the proceeds.  A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to Alt-A mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

Delinquencies and Foreclosures
(Dollars in Millions)(1)

Conventional Alt-A

	At December 31, 2003			At December 31, 2004
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	95,422	$29,960.40		157,333	$40,795.33
Period of delinquency (2)
30 to 59 days	1,071	$340.54	1.14%	1,222	$317.90	0.78%
60 to 89 days	175	$52.11	0.17%	179	$50.29	0.12%
90 days or more	63	$48.88	0.16%	137	$55.69	0.14%
Total delinquent loans(2)	1,309	$441.53	1.47%	1,538	$423.88	1.04%
Loans in foreclosure (excluding bankruptcies)	319	$214.46	0.72%	262	$116.92	0.29%
Loans in bankruptcy	110	$47.39	0.16%	157	$39.92	0.10%
Total	1,738	$703.37	2.35%	1,957	$580.72	1.42%

	At December 31, 2005			At December 31, 2006
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	261,125	$62,066.75		306,127	$73,590.40
Period of delinquency (2)
30 to 59 days	2,789	$680.66	1.10%	6,367	$1,575.58	2.14%
60 to 89 days	604	$149.13	0.24%	1,585	$386.42	0.53%
90 days or more	363	$87.64	0.14%	1,025	$270.41	0.37%
Total delinquent loans(2)	3,756	$917.43	1.48%	8,977	$2,232.41	3.03%
Loans in foreclosure (excluding bankruptcies)	649	$174.28	0.28%	2,633	$701.56	0.95%
Loans in bankruptcy	727	$148.20	0.24%	638	$134.70	0.18%
Total	5,132	$1,239.91	2.00%	12,248	$3,068.67	4.17%

 _______________________

(1)

Total portfolio and delinquency information is for conventional Alt-A mortgage loans only, excluding bankruptcies.  The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(2)

The MBS method for conventional loans is used in calculation of delinquency percentage.  Under  the MBS methodology, a loan is considered delinquent if any payment is past due one or more days. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months).

(3)

Actual percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.


Loan Loss Experience
(Dollars in Millions) (4)

Conventional Alt A

	For the year ended		For the year ended
	At December 31, 2003		At December 31, 2004
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	80,555	$25,689.17	131,754	$34,274.43
Net Losses	17	$1.85	48	$3.91
Net Losses as a Percentage of Total Portfolio		0.01%		0.01%

	For the year ended		For the year ended
	At December 31, 2005		At December 31, 2006
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	236,824	$56,571.95	288,457	$69,608.14
Net Losses	165	$14.85	400	$17.34
Net Losses as a Percentage of Total Portfolio		0.03%		0.02%
____________________
(1) "Total Portfolio" is the aggregate principal balance of the securitized Conventional Alt A mortgage loans on the last day of the period.

(2)

“Net Losses” means Gross Losses minus Recoveries.  “Gross Losses” are actual losses incurred on liquidated properties for each respective period.  Gross Losses are calculated after repayment of all principal, foreclosure costs, servicing fees, and accrued interest to the date of liquidation.   “Recoveries” are recoveries from liquidation proceeds, deficiency judgments, and mortgage insurance proceeds.  Net Losses may include gains on individual loans whereby Aurora, as a servicer, retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3)

Net Losses includes loans on which trust experienced foreclosure loss or gain.  Net Losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated.  If additional costs are incurred or recoveries are received after the end of the period, then the amounts are adjusted with respect to the period in which the related loan was liquidated.  Accordingly, the Net Losses reported in the table may change in future periods.

(4)

The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.


Government Mortgage Loans

Except where applicable law or regulation requires otherwise, Aurora services delinquent government insured or guaranteed mortgage loans in accordance with a generally prescribed timeline of activities.  Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors.  This analysis includes items such as a mortgagor’s payment history and risk scoring.  The timeline also may be adjusted by Aurora upon the request of a securitization transaction’s master servicer or any applicable primary mortgage insurance company.  Furthermore, if a delinquent mortgage loan is insured by the FHA or guaranteed by the VA, that mortgage loan is serviced by Aurora in accordance with all applicable regulations in order to maximize recovery.

Aurora’s procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type.  If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora’s standard procedures and delinquency timelines.  Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

All delinquent mortgage loans that are not considered ‘high risk assets’ are monitored by Aurora’s collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency.  Responsibility for actively handling mortgage loans moves to Aurora’s late stage mortgage loan collection counselors upon the sixtieth day of delinquency.  Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor’s payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted.  Aurora’s home retention plan is designed to allow Aurora’s workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

In the first month of delinquency of a mortgage loan insured by the FHA, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor’s risk scoring and payment history.  Aurora also mails a late charge billing statement and delinquency notice to the mortgagor.  In the second month of delinquency, Aurora mails a HUD information packet to the mortgagor.  Furthermore, Aurora notifies the master servicer of such delinquency and seeks a property inspection of the mortgaged property.  By the end of the third month of delinquency, Aurora provides the mortgagor with information about Aurora’s home retention plan, including options for payment of the delinquent debt.  Aurora also sends a breach letter to the mortgagor.  Aurora reports the mortgage loan to the FHA for foreclosure.  Prior to foreclosure, the mortgage loan is referred for review to Aurora’s foreclosure committee.

When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis.  At the same time, Aurora will continue to pursue loss mitigation techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor.  Related activities include preparing the first legal filing, referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney’s activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

Throughout the foreclosure process, Aurora acts in accordance with applicable laws.  For mortgage loans insured by the FHA, Aurora seeks to commence foreclosure proceedings within seven months of the first day of delinquency.  The foreclosure sale takes place in accordance with state timelines with the intent of the foreclosure sale to receive payment for the mortgaged property that will equal or exceed the amount necessary to pay off the total debt incurred in connection with the foreclosure.  A property inspection occurs three to five days prior to the foreclosure sale.  Aurora’s claim of past due principal and interest payments that is has advanced is submitted to the FHA within thirty days of the latter of acquisition of marketable title or possession of the mortgaged property.  The title package is submitted to the FHA within forty-five days of that initial claim.  Aurora’s claim of its expenses is submitted to the FHA within fifteen days of title approval.  The securitization trust is billed for any additional unreimbursed expenses within thirty days of Aurora’s receipt of final proceeds.  A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

In the first month of delinquency of a mortgage loan guaranteed by the VA, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor’s risk scoring and payment history.  Aurora also mails a late charge billing statement and delinquency notice to the mortgagor.  In the second month of delinquency, Aurora mails a second delinquency notice to the mortgagor.  Furthermore, Aurora notifies the master servicer of such delinquency and seeks a property inspection of the mortgaged property.  By the end of the third month of delinquency, Aurora provides the mortgagor with information about Aurora’s home retention plan, including options for payment of the delinquent debt.  Aurora also sends a third delinquency notice and a breach letter to the mortgagor.  Furthermore, Aurora sends a notice of default and a notice of intent to foreclose to the VA.    Aurora requests permission from the VA to foreclose, if necessary.  Prior to foreclosure, the mortgage loan is referred for review to Aurora’s foreclosure committee.

When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis.  At the same time, Aurora will continue to pursue loss mitigation techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor.  Related activities include preparing the first legal filing, referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney’s activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

Throughout the foreclosure process, Aurora acts in accordance with applicable laws.  For mortgage loans guaranteed by the VA, Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee.  Aurora attempts to schedule the foreclosure sale on or before the next date that Aurora must remit interest payments to a master servicer of a securitization trust.  The bidding process takes place in accordance with VA instructions.  Within fifteen days of the sale or other state required means of disposition of the mortgaged property, Aurora mails a notice to the VA of its election to convey the property.  The title package and claims of past due principal and interest payments that is has advanced and Aurora’s expenses are submitted to the VA within forty-five days of the sale or ratification.  The securitization trust is billed for any additional unreimbursed expenses within thirty days of Aurora’s receipt of final proceeds.  A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to government insured or guaranteed mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

Delinquencies and Foreclosures
(Dollars in Millions)(1)

Government

	At December 31, 2003			At December 31, 2004
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	107,562	$5,815.48		85,274	$4,580.35
Period of delinquency (2)
30 to 59 days	13,389	$872.14	15.00%	10,258	$659.27	14.39%
60 to 89 days	5,508	$401.79	6.91%	4,029	$283.60	6.19%
90 days or more	2,533	$203.33	3.50%	3,252	$259.92	5.67%
Total delinquent loans(2)	21,430	$1,477.25	25.40%	17,539	$1,202.79	26.26%
Loans in foreclosure (excluding bankruptcies)	7,981	$608.22	10.46%	5,252	$401.43	8.76%
Loans in bankruptcy	7,474	$543.43	9.34%	6,860	$499.25	10.90%
Total	36,885	$2,628.90	45.21%	29,651	$2,103.48	45.92%

	At December 31, 2005			At December 31, 2006
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	9,131	$653.66		7,081	$496.64
Period of delinquency (2)
30 to 59 days	1,248	$87.91	13.45%	1,260	$90.08	18.14%
60 to 89 days	534	$39.79	6.09%	445	$32.93	6.63%
90 days or more	600	$50.48	7.72%	490	$41.06	8.27%
Total delinquent loans(2)	2,382	$178.19	27.26%	2,195	$164.07	33.04%
Loans in foreclosure (excluding bankruptcies)	1,265	$101.54	15.53%	537	$43.10	8.68%
Loans in bankruptcy	1,839	$133.72	20.46%	1,100	$76.03	15.31%
Total	5,486	$413.44	63.25%	3,832	$283.20	57.02%

 _______________________

(1)

Total portfolio and delinquency information is for government insured or guaranteed mortgage loans only, excluding bankruptcies.  The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(2)

The MBS method for conventional loans is used in calculation of delinquency percentage. Under  the MBS methodology, a loan is considered delinquent if any payment is past due one or more days.  The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months).

(3)

Actual percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.

Loan Loss Experience
(Dollars in Millions) (4)

Government

	For the year ended		For the year ended
	At December 31, 2003		At December 31, 2004
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	102,327	$5,466.13	81,580	$4,336.78
Net Losses	445	$2.38	1,655	$7.90
Net Losses as a Percentage of Total Portfolio		0.04%		0.18%

	For the year ended		For the year ended
	At December 31, 2005		At December 31, 2006
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	7,412	$519.49	6,577	$457.61
Net Losses	1,360	$6.72	660	$5.33
Net Losses as a Percentage of Total Portfolio		1.29%		1.17%
____________________
(1) "Total Portfolio" is the aggregate principal balance of the securitized Government mortgage loans on the last day of the period.

(2)

“Net Losses” means Gross Losses minus Recoveries.  “Gross Losses” are actual losses incurred on liquidated properties for each respective period.  Gross Losses are calculated after repayment of all principal, foreclosure costs, servicing fees, and accrued interest to the date of liquidation.   “Recoveries” are recoveries from liquidation proceeds, deficiency judgments, and mortgage insurance proceeds.  Net Losses may include gains on individual loans whereby Aurora, as a servicer, retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3)

Net Losses includes loans on which trust experienced foreclosure loss or gain.  Net Losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated.  If additional costs are incurred or recoveries are received after the end of the period, then the amounts are adjusted with respect to the period in which the related loan was liquidated.  Accordingly, the Net Losses reported in the table may change in future periods.

(4)

The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.


Subprime Mortgage Loans

Except where applicable law or regulation requires otherwise, Aurora services delinquent subprime mortgage loans in accordance with a generally prescribed timeline of activities.  Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors.  This analysis includes items such as a mortgagor’s payment history and risk scoring.  The timeline also may be adjusted by Aurora upon the request of a securitization transaction’s master servicer or any applicable primary mortgage insurance company.

Aurora’s procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type.  If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora’s standard procedures and delinquency timelines.  Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

All delinquent mortgage loans that are not considered ‘high risk assets’ are monitored by Aurora’s collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency.  Responsibility for actively handling mortgage loans moves to Aurora’s late stage mortgage loan collection counselors upon the sixtieth day of delinquency.  Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor’s payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted.  Aurora’s home retention plan is designed to allow Aurora’s workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

In the first month of delinquency of a subprime mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor’s risk scoring and payment history.  Aurora also mails a late charge billing statement and delinquency notice to the mortgagor.  In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora’s home retention plan, including options for payment of the delinquent debt.  Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance company of the delinquency.   Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property.  By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional.  Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company.  Prior to foreclosure, the mortgage loan is referred for review to Aurora’s foreclosure committee or, in securitization transactions that have third party special servicers,  the mortgage loan is referred, instead, to such third party for future servicing.

When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis.  At the same time, Aurora will continue to pursue loss mitigation techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor.  Related activities include preparing the first legal filing, referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney’s activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

Throughout the foreclosure process, Aurora acts in accordance with applicable laws.  Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee.  Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer.  Aurora also makes monthly reports to such insurer when applicable.  Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines.  When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties.  The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora’s receipt of the proceeds.  A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to subprime mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

Delinquencies and Foreclosures
(Dollars in Millions)(1)

Subprime

	At December 31, 2003			At December 31, 2004
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	8,814	$724.63		6,981	$933.03
Period of delinquency (3)
30 to 59 days	230	$16.64	2.30%	144	$17.43	1.87%
60 to 89 days	76	$4.93	0.68%	41	$4.43	0.47%
90 days or more	90	$4.54	0.63%	42	$3.35	0.36%
Total delinquent loans(3)	396	$26.11	3.60%	227	$25.21	2.70%
Loans in foreclosure (excluding bankruptcies)	187	$20.16	2.78%	119	$11.37	1.22%
Loans in bankruptcy	227	$16.59	2.29%	150	$10.70	1.15%
Total	810	$62.86	8.67%	496	$47.28	5.07%

	At December 31, 2005			At December 31, 2006
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	7,443	$1,267.31		10l749	$1,943.06
Period of delinquency (2)
30 to 59 days	190	$29.20	2.30%	367	$73.62	3.79%
60 to 89 days	70	$10.88	0.86%	162	$36.65	1.89%
90 days or more	87	$11.74	0.93%	75	$9.68	0.50%
Total delinquent loans(2)	347	$51.81	4.09%	604	$119.95	6.17%
Loans in foreclosure (excluding bankruptcies)	200	$28.88	2.28%	388	$79.30	4.08%
Loans in bankruptcy	186	$16.48	1.30%	146	$16.13	0.83%
Total	733	$97.17	7.67%	1,138	$215.38	11.08%

 _______________________

(1)

Total portfolio and delinquency information is for subprime mortgage loans only, excluding bankruptcies.  The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(2)

The ABS method for subprime loans is used in calculation of delinquency percentage.  Under the ABS methodology, a loan is considered delinquent if any payment is past due 30 days or more.  The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months). Consequently, under the ABS methodology, a loan due on the first day of a month is not 30 days delinquent until the first day of the next month.

(3)

Actual percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.

Loan Loss Experience
(Dollars in Millions)(4)

Subprime

	For the year ended		For the year ended
	At December 31, 2003		At December 31, 2004
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	7,652	$588.34	5,713	$705.94
Net Losses	3	$0.11	49	$1.30
Net Losses as a Percentage of Total Portfolio		0.02%		0.18%

	For the year ended		For the year ended
	At December 31, 2005		At December 31, 2006
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	6,869	$1,196.26	8,879	$1,589,.47
Net Losses	77	$2.20	94	$3.09
Net Losses as a Percentage of Total Portfolio		0.18%		0.19%
____________________
(1) "Total Portfolio" is the aggregate principal balance of the securitized Subprime mortgage loans on the last day of the period.

(2)

“Net Losses” means Gross Losses minus Recoveries.  “Gross Losses” are actual losses incurred on liquidated properties for each respective period.  Gross Losses are calculated after repayment of all principal, foreclosure costs, servicing fees, and accrued interest to the date of liquidation.   “Recoveries” are recoveries from liquidation proceeds, deficiency judgments, and mortgage insurance proceeds.  Net Losses may include gains on individual loans whereby Aurora, as a servicer, retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3)

Net Losses includes loans on which trust experienced foreclosure loss or gain.  Net Losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated.  If additional costs are incurred or recoveries are received after the end of the period, then the amounts are adjusted with respect to the period in which the related loan was liquidated.  Accordingly, the Net Losses reported in the table may change in future periods.

(4)

The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.


Servicing of Loans

General

Customary servicing functions with respect to Loans constituting the Primary Assets in the trust fund will be provided, as specified in the prospectus supplement, either by one or more servicers subject to supervision by the master servicer or by a single servicer that is a party to the related Agreement for a series and services the Loans directly or through one or more subservicers (the “Subservicers”).  In general, the rights and obligations of a master servicer under a related Agreement will be distinct from the rights and obligations of servicers that service Loans under the supervision of a master servicer under a Servicing Agreement.  The master servicer will not be liable for any acts or omissions of any servicer.

The Master Servicer

The master servicer, if any, will be named in the related prospectus supplement and may be Aurora or another affiliate of the depositor.  The master servicer will generally:

•

supervise the performance by the servicers of their servicing responsibilities under their servicing agreements (“Servicing Agreements”) with the master servicer;

•

collect monthly remittances from servicers and make payments to the securities administrator for deposit into the Securities Administration Account, if any, or to the trustee for deposit into the Distribution Account; and

•

advance funds upon the failure of a servicer to make advances as described below under “Advances and Other Payments, and Limitations Thereon.”

The master servicer will be ultimately responsible for the performance of its duties under the related Agreement but will generally not be ultimately responsible for the performance of the servicers under their Servicing Agreements.  If a single servicer services the Loans through any Subservicers, the servicer will be ultimately responsible for the performance of all servicing activities.  The Master Servicer will not be required to take any action with respect to the servicing of any Loan that a servicer is not required to take under the related Servicing Agreement or  cause a servicer to take any action or refrain from taking any action if the related Servicing Agreement does not require the servicer to take such action or refrain from taking such action, in both cases notwithstanding any provision of the related Agreement that requires the master servicer to take such action or cause such servicer to take such action.

The master servicer will be a party to the applicable Agreement for any series for which Loans comprise the Primary Assets. The master servicer may be an affiliate of the depositor. Unless otherwise specified in the prospectus supplement, the master servicer and each servicer will be required to be a Fannie Mae- or Freddie Mac-approved seller/servicer and, in the case of FHA Term Loans or HECM Loans, approved by HUD as an FHA mortgagee.

As specified in the related prospectus supplement, the master servicer will receive compensation for its duties as master servicer; it may be paid a servicing fee (the “Master Servicing Fee”) for the performance of its services and duties under each Agreement as specified in the prospectus supplement.  In addition, the master servicer will be entitled to retain the fees paid to the servicer under a terminated Servicing Agreement if the master servicer elects to perform the servicing functions itself.

To the extent that the master servicer receives a Master Servicing Fee, at its election, it may pay itself the Master Servicing Fee for a series with respect to each Mortgage Loan either by:

•

withholding the Master Servicing Fee from any scheduled payment of interest prior to the deposit of the payment in the Collection Account for the related series;

•

withdrawing the Master Servicing Fee from the Collection Account after the entire Scheduled Payment has been deposited in the Collection Account; or

•

requesting that the trustee or the securities administrator pay the Master Servicing Fee out of amounts in the Distribution Account or the Securities Administration Account, as applicable.

The Servicers

The servicer or servicers for a trust fund will be named in the related prospectus supplement and may be an affiliate of the depositor, the Sponsor, or a seller of Mortgage Loans for which it is acting as a servicer.  Each servicer will service the Mortgage Loans pursuant to a Servicing Agreement and will be ultimately responsible for the performance of its duties thereunder.  If a servicer services the Loans through Subservicers, the servicer will be ultimately responsible for the performance of the Subservicers’ servicing activities.  Each servicer will be entitled to receive a fee for its duties under the Servicing Agreement (the “Servicing Fee”), as set forth in the related prospectus supplement.  In addition, the servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors.  If a servicer is terminated by the Sponsor or the master servicer, the servicing function of the servicer will be either transferred to a substitute servicer or performed by the master servicer.

The servicer, at its election, may pay itself the Servicing Fee for a series with respect to each Mortgage Loan either by:

•

withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of the payment in the Servicing Account for the related series; or

•

withdrawing the Servicing Fee from the Servicing Account after the entire Scheduled Payment has been deposited in the Servicing Account.

Collection Procedures; Escrow Accounts

The master servicer will enforce the obligations of each servicer to make diligent efforts to collect all payments required to be made under the Mortgage Loans and, consistent with its Servicing Agreement for a series and any applicable insurance policies and other credit supports, to undertake the collection procedures of a prudent mortgage lending institution servicing similar Mortgage Loans.  Consistent with the above, the master servicer and any servicer may, in its discretion, waive any assumption fee, late payment charge, or other charge in connection with a Loan.

As specified in the prospectus supplement, the master servicer will cause each servicer to establish and maintain escrow or impound accounts (“Escrow Accounts”) in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. However, Mortgage Loans and Manufactured Home Loans may not require those payments under the loan related documents, in which case the master servicer will not cause the servicer to establish any Escrow Account with respect to those Loans.

Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and other comparable items, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, to repair or restore the property securing the related Loan and to clear and terminate the Escrow Account. The servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to the account when a deficiency exists.

Deposits to and Withdrawals from the Collection Account

The trustee, or the master servicer in its own name for the benefit of the trustee and the securityholders, will establish a separate account (the “Collection Account”).  In addition, if described in the prospectus supplement, any securities administrator which performs trust administration or servicing functions on behalf of the trustee or the master servicer, as applicable, may also establish a separate account in its own name for the benefit of the securityholders which will be separate from, but will function and be maintained similarly to, the Collection Account.

The Collection Account will be maintained in an account or accounts (1) at a depository institution or trust company acceptable to each Rating Agency, (2) the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation, provided that any deposits not insured will be maintained in an account or accounts at a depository institution whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or (3) with a depository institution otherwise acceptable to the trustee and each Rating Agency.

The Collection Account may be maintained as an interest-bearing account, or the funds held therein may be invested, pending remittance to the trustee or securities administrator, as applicable, in Eligible Investments.  If specified in the prospectus supplement, the master servicer or the trustee (or any securities administrator, if applicable) will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.  See “Fees and Expenses” in the prospectus supplement.

As specified in the applicable Agreement, the master servicer will deposit or cause to be deposited into the Collection Account for each series on the Business Day following the closing date for the issuance of a series, any amounts representing Scheduled Payments due after the related Cut-off Date and unscheduled payments received on or after the related Cut-off Date but received by the master servicer on or before the closing date.  Thereafter, the master servicer will deposit or cause to be deposited into the Collection Account for each series on the earlier of the applicable date of remittance to the trustee or securities administrator, as applicable, and one business day after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Loans due on or before the Cut-off Date):

•

all payments on account of principal, including prepayments, on the Loans;

•

all payments on account of interest on the Loans after deducting therefrom, at the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Master Servicing Fee, if any, in respect of the Loans;

•

all amounts received by the master servicer in connection with the liquidation of defaulted Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with the Loans received from the mortgagor, other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage or otherwise pursuant to law (“Liquidation Proceeds”), exclusive of, in the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Master Servicing Fee, if any, in respect of the related Loan;

•

all proceeds received by the master servicer under any title, hazard or other insurance policy covering any Loan, other than proceeds to cover expenses incurred by or on behalf of the master servicer in connection with procuring such proceeds, to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the mortgage note or applicable law (which will be retained by the master servicer and not deposited in the Collection Account);

•

all amounts paid by a servicer with respect to a shortfall in interest on the Loans due to a principal prepayment;

•

all Advances for the related series made by the master servicer pursuant to the related Agreement or any servicer pursuant to the related Servicing Agreement; and

•

all proceeds of any Loans repurchased pursuant to the related Agreement.

Generally, the master servicer is permitted, from time to time, to make withdrawals from the Collection Account for each series for the following purposes or such other purposes as specified in the related Agreement:

•

to reimburse itself or any servicer for Advances for the related series made by it or a servicer pursuant to the related Agreement or Servicing Agreement, as applicable; the master servicer’s right to reimburse itself or the servicer is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Mortgaged Property) which represent late recoveries (net of the applicable Master Servicing Fee or Servicing Fee) of Scheduled Payments respecting which any Advance was made;

•

to reimburse itself or any servicer for any Advances for the related series that the master servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which the Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

•

to reimburse itself or any servicer from Liquidation Proceeds for liquidation expenses and for amounts expended by it or a servicer in good faith in connection with the restoration of damaged Mortgaged Property and, to the extent that Liquidation Proceeds after reimbursement are in excess of the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon at the applicable Interest Rate (less the applicable Master Servicing Fee Rate or Servicing Fee Rate for the Mortgage Loan) to the Due Date next succeeding the date of its receipt of Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid assumption fees, late payment charges, or other charges on the related Loan and to retain any excess remaining thereafter as additional compensation;

•

to reimburse itself or any servicer for expenses incurred by and recoverable by or reimbursable to it or a servicer pursuant to the related Agreement or the Servicing Agreement, as applicable;

•

to pay to a Seller, the Sponsor or the depositor, as applicable, with respect to each Loan or REO Property acquired in respect thereof that has been repurchased pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

•

to reimburse itself, any servicer or custodian (or the trustee or securities administrator, if applicable) for the excess of any unreimbursed Advances with respect to a particular Loan over the related Liquidation Proceeds;

•

to make payments to the securities administrator of the related series for deposit into the Securities Administration Account, if any, or to make payments to the trustee of the related series for deposit into the Distribution Account, if any, or for remittance to the securityholders of the related series in the amounts and in the manner provided for in the related Agreement;

•

to reimburse any servicer for such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to such servicer; and

•

to clear and terminate the Collection Account pursuant to the related Agreement.

In addition, if the master servicer deposits in the Collection Account for a series any amount not required to be deposited therein, it may, at any time, withdraw the amount from the Collection Account.

Servicing Accounts

Each servicer will establish and maintain an account (a “Servicing Account”) that will be an account or accounts maintained with (1) a depository institution or trust company whose commercial paper, short-term debt obligations, or other short-term deposits are rated at least “A-1+” or long-term unsecured debt obligations are rated at least “AA-” by S&P, if the amounts on deposit are to be held in the account for no more than 365 days or whose commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” by S&P, if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement, (2) the corporate trust department of a depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation which has corporate trust powers and is acting in its fiduciary capacity; or (3) the Bank.

As specified in the applicable Servicing Agreement, each servicer will deposit into the Servicing Account for each series on a daily basis, and retain therein, the following collections received by the servicer and payments made by the Servicer after the closing date:

•

all payments on account of principal, including prepayments, on the Loans;

•

all payments on account of interest on the Loans after deducting therefrom, at the discretion of the servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Servicing Account in accordance with the Servicing Agreement, the Servicing Fee n respect of the Loans;

•

all Liquidation Proceeds;

•

all proceeds received by the servicer under any title, hazard or other insurance policy covering any Loan, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with normal servicing procedures (which will be retained by the servicer and not made to the master servicer for deposit in the Collection Account);

•

all condemnation proceeds that are not applied to the restoration or repair of the Mortgaged Property or released to the mortgagor;

•

any amounts required to be deposited by the servicer in connection with the deductible clause in any blanket hazard insurance policy;

•

any amounts received with respect to or related to any REO Property or REO Property disposition proceeds;

•

any prepayment premiums required to be collected pursuant to the loan related documents and applicable law;

•

all Advances for the related series made by the servicer pursuant to the related Servicing Agreement; and

•

any other amounts required under the applicable Servicing Agreement to be deposited by the servicer.

Each servicer is generally required to deposit into the Servicing Account all amounts enumerated in the preceding paragraph in respect of the Mortgage Loans received by the servicer, less its Servicing Fee and any additional compensation. On the date specified in the prospectus supplement, the servicer will remit to the master servicer all funds held in the Servicing Account with respect to each Mortgage Loan. The servicer may, to the extent described in the prospectus supplement, be required to advance any monthly installment of principal and interest that was not received, less its Servicing Fee, by the date specified in the related prospectus supplement.

Buy-Down Loans, GPM Loans and Other Subsidized Loans

“Buy-Down Loans” are level payment or adjustable rate Mortgage Loans for which funds have been provided by a person other than the mortgagor to reduce the mortgagor’s Scheduled Payment during the early years of the Mortgage Loan.  With respect to each Buy-Down Loan, if any, included in a trust fund, the servicer will deposit all funds that are contributed by such third person in respect of the related Mortgaged Loan (“Buy-Down Amounts”) in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Servicing Account (the “Buy-Down Fund”).  The amount of the deposit, together with investment earnings thereon at the rate specified in the prospectus supplement, will provide sufficient funds to support the payments on the Buy-Down Loan on a level debt service basis.  The servicer will not be obligated to add to the Buy-Down Fund should amounts therein and investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the securityholders may be affected.

Unless otherwise provided in the prospectus supplement, a Buy-Down Fund will not be included in or deemed to be a part of the trust fund. Unless otherwise specified in the prospectus supplement, the terms of all Buy-Down Loans provide for the contribution of buy-down funds in an amount equal to or exceeding either (1) the total payments to be made from those funds pursuant to the related buydown plan or (2) if the buy-down funds are present valued, that amount of buy-down funds which, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the Buy-Down Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the buy-down funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loan, in which event distributions to securityholders may be affected. With respect to each Buy-Down Loan, the servicer will deposit in the Servicing Account the amount, if any, of the buy-down funds (and, if applicable, investment earnings thereon) for each Buy-Down Loan that, when added to the amount due from the borrower on the Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

If the borrower on a Buy-Down Loan prepays the Loan in its entirety during the period (the “Buy-Down Period”) when the borrower is not obligated, on account of the buy-down plan, to pay the full Scheduled Payment otherwise due on the loan, the servicer will withdraw from the Buy-Down Fund and remit to the borrower in accordance with the related buy-down plan any buy-down funds remaining in the Buy-Down Fund.  If a prepayment by a borrower during the Buy-Down Period together with buy-down funds will result in a prepayment in full, the servicer will withdraw from the Buy-Down Fund for deposit in the Servicing Account the buy-down funds and investment earnings thereon, if any, which together with the prepayment will result in a prepayment in full. If the borrower defaults during the Buy-Down Period with respect to a Buy-Down Loan and the property securing the related Loan is sold in liquidation (either by the servicer or the insurer under any related insurance policy), the servicer will withdraw from the Buy-Down Fund the buy-down funds and all investment earnings thereon, if any, for deposit in the Servicing Account or remit the same to the insurer if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default. In the case of any prepaid or defaulted Buy-Down Loan, the buy-down funds in respect of which were supplemented by investment earnings, the servicer will withdraw from the Buy-Down Fund and retain or remit to the borrower, depending upon the terms of the buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

The terms of certain of the Loans may provide for the contribution of subsidy funds by the seller of the related Mortgaged Property or by another entity. With respect to each such Loan, the servicer will deposit the subsidy funds in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Servicing Account (a “Subsidy Fund”). Unless otherwise specified in the prospectus supplement, the terms of each such Loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of the Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the Subsidy Fund any of its own funds. Unless otherwise provided in the prospectus supplement, the Subsidy Fund will not be included in or deemed to be a part of the trust fund.

If the depositor values any GPM Loans deposited into the trust fund for a Multi-Class Series on the basis of the GPM Loan’s scheduled maximum principal balance, the servicer will, if and to the extent provided in the prospectus supplement, deposit in a custodial account (which may be interest bearing) (the “GPM Fund”) complying with the requirements set forth above for the Servicing Account an amount which, together with reinvestment income thereon at the rate set forth in the prospectus supplement, will be sufficient to cover the amount by which payments of principal and interest on the GPM Loans assumed in calculating payments due on the Securities of that Multi-Class Series exceed the scheduled payments on the GPM Loans. The trustee will withdraw amounts from the GPM Fund for a series upon a prepayment of the GPM Loan as necessary and apply those amounts to the payment of principal and interest on the Securities of the related series. None of the depositor, the master servicer or any servicer will be obligated to supplement the GPM Fund should amounts therein and investment earnings thereon prove insufficient to maintain the scheduled level of payments, in which event, distributions to the securityholders may be affected. Unless otherwise specified in the prospectus supplement, the GPM Fund will not be included in or deemed to be part of the trust fund.

With respect to any other type of Loan that provides for payments other than on the basis of level payments, an account may be established as described in the prospectus supplement on terms similar to those relating to the Buy-Down Fund, the Subsidy Fund or the GPM Fund.

Advances and Other Payments, and Limitations Thereon

General

The prospectus supplement will describe the circumstances under which a servicer will or, if the servicer fails to do so, the master servicer will make Advances with respect to delinquent payments on Loans.  Unless otherwise specified in the prospectus supplement, neither the master servicer nor any servicer will be obligated to make Advances, and, if so obligated, the obligation to do so may be limited in amount, may be limited to advances received from the servicers (in the case of the master servicer), if any, or may not be activated until a certain portion of a specified reserve fund is depleted. If the master servicer is obligated to make Advances, a surety bond or other credit support may be provided with respect to that obligation as described in the prospectus supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer or the master servicer, as the case may be, out of amounts received on particular Loans that represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the related Loan, the master servicer or servicer will be entitled to reimbursement from other funds in the Collection Account or Servicing Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the prospectus supplement.

Payments in Connection With Prepaid Loans

In addition, when a borrower makes a principal prepayment in full between the due dates on which the borrower is required to make its payments on the Loan, as specified in the prospectus supplement (each, a “Due Date”), the borrower will generally be required to pay interest on the principal amount prepaid only to the date of the prepayment. If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the servicer may be obligated to make payment from its own funds to the extent necessary to include in its remittance to the master servicer for deposit into the Collection Account an amount equal to a full Scheduled Payment of interest on the related Loan (adjusted to the applicable Interest Rate). Unless otherwise specified in the prospectus supplement, such payment may not exceed the Servicing Fee for a Loan in the month of the prepayment for such Loan.  The master servicer will not be obligated to make such payments in the event that a servicer fails to do so.  Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount that the servicer is obligated to pay, a shortfall may occur as a result of a prepayment in full. See “Yield, Prepayment and Maturity Considerations.”

Maintenance of Insurance Policies and Other Servicing Procedures

Standard Hazard Insurance; Flood Insurance

Except as otherwise specified in the prospectus supplement, the master servicer will maintain, or cause to be maintained by a servicer, on a Loan a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the property securing the related Loan is located. See “Description of Mortgage and Other Insurance.” Unless otherwise specified in the prospectus supplement, coverage will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related Loan.

The master servicer also will maintain, or cause to be maintained by a servicer, on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy with extended coverage in an amount that is at least equal to the maximum insurable value of the improvements which are a part of such REO Property and liability insurance. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to applicable laws and regulations as may at any time be in force and will require additional insurance. When, at the time of origination of a Loan, the property securing that Loan is located in a federally designated special flood hazard area, the master servicer will maintain, or cause to be maintained by a servicer, flood insurance as required under the Flood Disaster Protection Act of 1973, to the extent available, or as described in the prospectus supplement.

Any amounts collected by the master servicer or the servicer, as the case may be, under any policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer or the master servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans it services pursuant to the related Servicing Agreement, it will conclusively be deemed to have satisfied its obligations to maintain a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by the policy absent a deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative may not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s Cooperative Dwelling or the Cooperative’s building could significantly reduce the value of the collateral securing the Cooperative Loan to the extent not covered by other credit support. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained on a Condominium Unit relating to any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance insuring the entire Condominium building (including each individual Condominium Unit), and the owner(s) of an individual Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that a Condominium Association and the related borrower on a Condominium Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s Condominium Unit or the related Condominium Building could significantly reduce the value of the collateral securing the Condominium Loan to the extent not covered by other credit support.

Special Hazard Insurance Policy

To the extent specified in the prospectus supplement, the master servicer will maintain a special hazard insurance policy, in full force and effect with respect to the Loans. Unless otherwise specified in the prospectus supplement, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the Loans. The master servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the terminated special hazard insurance policy with a total coverage that is equal to the then existing coverage of the terminated special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the master servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account (net of amounts to be used to repair, restore or replace the related property securing the Loan or to reimburse the master servicer (or a servicer) for related amounts owed to it). Certain characteristics of the special hazard insurance policy are described under “Credit Support — Description of Mortgage and Other Insurance — Hazard Insurance on the Loans.”

Primary Mortgage Insurance

To the extent described in the prospectus supplement, the master servicer will cause each servicer to keep, in full force and effect, a primary mortgage insurance policy with respect to each Conventional Loan secured by Single Family Property for which insurance coverage is required for as long as the related mortgagor is obligated to maintain primary mortgage insurance under the terms of the related Loan. The master servicer will not, or knowingly permit any servicer to, cancel or refuse to renew applicable primary mortgage insurance policy that is in effect as of a closing date and is required to be kept in force unless a replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with a mortgage guarantee insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac (each, a “Qualified Insurer”).

Primary insurance policies will be required with respect to Manufactured Home Loans only to the extent described in the prospectus supplement. If primary mortgage insurance is to be maintained with respect to Manufactured Home Loans, the master servicer will be required to cause each servicer to maintain the insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see “Credit Support — Description of Mortgage and Other Insurance — Mortgage Insurance on the Loans.”

FHA Insurance and VA Guarantees

To the extent specified in the prospectus supplement, all or a portion of the Loans may be insured by the FHA or guaranteed by the VA. The master servicer will be required to take steps reasonably necessary to keep the insurance and guarantees in full force and effect. See “Credit Support — Description of Mortgage and Other Insurance — Mortgage Insurance on the Loans.”

Environmental Insurance

If specified in the applicable prospectus supplement, the trust or trustee will be the beneficiary, for the benefit of the securityholders, of insurance policies (“Environmental Policies”) providing limited coverage against certain environmental risks with respect to the mortgaged properties securing certain Multifamily and Mixed Use Mortgage Loans.  Subject to various exceptions and exclusions (including asbestos and lead paint), Environmental Policies will generally cover losses, clean-up costs, third-party claims and legal expenses up to pre-determined limits.  Subject to the terms of the applicable policy, if a Mortgaged Property securing a covered loan is subject to environmental contamination, in the event of default by the borrower the outstanding principal balance of the loan, plus accrued interest, will be payable under the applicable Environmental Policy.

Pool Insurance Policy

If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to maintain a pool insurance policy with respect to the Loans in the amount and with the coverage described in the prospectus supplement. Unless otherwise specified in the prospectus supplement, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the Loans. The master servicer will be obligated to pay the premiums for the pool insurance policy on a timely basis.

The prospectus supplement will identify the pool insurer for each series of Securities. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by Freddie Mac or Fannie Mae or because its claims-paying ability is no longer rated in the category required by the prospectus supplement, the master servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the master servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the master servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced; provided that, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account (net of expenses of the master servicer or any related unreimbursed advances or unpaid Master Servicing Fee). Certain characteristics of the pool insurance policy are described under “Credit Support — Description of Mortgage and Other Insurance — Mortgage Insurance on the Loans.”

Bankruptcy Bond

If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to obtain and thereafter maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related Agreement, unless coverage thereunder has been exhausted through payment of claims. If specified in the prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the master servicer at any time, provided that the cancellation or reduction does not adversely affect the then current rating of the related series of Securities. See “Description of Mortgage and Other Insurance — Bankruptcy Bond.”

Presentation of Claims; Realization Upon Defaulted Loans

Except as described below, the master servicer or a servicer will be required to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing any Mortgage Loan in the related trust fund that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.  The master servicer will cause each servicer, on behalf of the trustee and the securityholders, to prepare and present all claims with respect to any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable in respect of any FHA insurance or VA guarantee respecting defaulted Mortgage Loans.

The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the real properties securing the related Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.  Generally, the foreclosure process will commence no later than 90 days after delinquency of the related Mortgage Loan.  In connection with any foreclosure or other conversion, the master servicer will follow those practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that: (1) the restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgage Loan available to the securityholders after reimbursement to itself for its expenses and (2) that the expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance.

Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the servicer will not liquidate any collateral acquired through foreclosure later than three years after the acquisition of the collateral, unless an extension has been granted by the IRS. While the holder of Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the master servicer nor any servicer will be required to do so.

Similarly, if any property securing a defaulted Loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the master servicer nor any servicer will be required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the Liquidation Proceeds in respect of the Loan after reimbursement of the expenses incurred by the servicer or the master servicer and (2) that the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

As to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See “Legal Aspects of Loans — Realizing Upon Cooperative Loan Security.” This approval is usually based on the purchaser’s income and net worth and numerous other factors. Although the Cooperative’s approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund’s ability to sell and realize the value of those shares.

With respect to a Loan secured by a Multifamily Property, the market value of any property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained by renting the dwelling units.  As a default on a Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Loan, it can be anticipated that the market value of the property will be less than anticipated when the Loan was originated.  To the extent that equity does not cushion the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust fund.  With respect to a defaulted Manufactured Home Loan, the value of the related Manufactured Home can be expected to be less on resale than the value of a new Manufactured Home.  To the extent equity does not cushion the loss in market value, and the loss is not covered by other credit support, a loss may be experienced by the trust fund.

Enforcement of Due-On-Sale Clauses

Typically, when any Mortgaged Property is about to be conveyed by the borrower, the master servicer, to the extent it has knowledge of the prospective conveyance and prior to the conveyance, will cause the applicable servicer to exercise its rights to deny assumption of the Loan under the applicable “due-on-sale” clause, if any, unless the servicer, in its prudent business judgment, determines that an assumption of the Loan is in the best interests of the Trust Fund and the master servicer approves such assumption.  When the Mortgaged Property has been conveyed, the servicer, to the extent it has knowledge of the conveyance, will enforce its rights to accelerate the maturity of the Loan under the applicable “due-on-sale” clause.  The master servicer will not be required to cause the servicer to take action to accelerate the maturity of the Loan if the servicer, in its prudent business judgment, believes it is not in the best interests of the Trust Fund.  Furthermore, the servicer will not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under any primary mortgage insurance policy.  In this case, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been conveyed, pursuant to which that person will become liable and the original borrower will remain liable.  If the servicer is unable under applicable law to require the borrower to remain liable under the Loan related documents and the servicer has the prior consent of any primary mortgage guaranty insurer, the borrower will be released from liability and the person to whom the property has been conveyed will be substituted as the borrower and becomes liable under the Loan related documents. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The interest rate, unpaid principal amount and term of the Loan may not be changed in connection with an assumption.

Certain Rights Related to Foreclosure

Certain rights in connection with foreclosure of defaulted Mortgage Loans may be granted to the holders of the class of Subordinate Securities ranking lowest in priority and, when those Securities are no longer outstanding, to the holders of the class of Subordinate Securities ranking next lowest in priority. These rights may include the right to delay foreclosure until a Mortgage Loan has been delinquent for six months, provided that upon election to delay foreclosure the holder establishes a reserve fund for the benefit of the trust fund in an amount equal to 125% of the greater of the Scheduled Principal Balance of the Mortgage Loan or the appraised value of the related Mortgaged Property, plus three months’ accrued interest on the Mortgage Loan. Any exercise of the right to delay foreclosure could affect the amount recovered upon liquidation of the related Mortgaged Property. These rights may also include the right to recommend foreclosure or alternatives to foreclosure with respect to a defaulted Mortgage Loan, and the right to purchase the defaulted Mortgage Loan from the trust fund.

Servicing Compensation and Payment of Expenses

The master servicer may be entitled to a Master Servicing Fee and each servicer will be entitled to a Servicing Fee in an amount to be determined as specified in the prospectus supplement, which may be fixed or variable. In addition, the master servicer or any servicer may be entitled to servicing compensation in the form of assumption fees, late payment charges or excess proceeds following disposition of property in connection with defaulted Loans.

As provided in the prospectus supplement, the trust fund, the master servicer and the servicers may be required to pay certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the trustee and independent accountants, the payment of insurance policy premiums and the cost of credit support, if any, and the payment of expenses incurred in enforcing the obligations of the master servicer and the servicers and in preparation of reports to securityholders. Certain of these expenses may be reimbursable pursuant to the terms of the related Agreement or applicable Servicing Agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of the master servicer and the servicers, from any recoveries in excess of amounts due with respect to the related Loans or from specific recoveries of costs.

The master servicer and each servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related trust fund will suffer no loss by reason of the expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related trust fund will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the master servicer’s or any servicer’s expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan that would be distributable to securityholders.

In addition, the master servicer and each servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, the right of reimbursement being prior to the rights of the securityholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other credit supports. The master servicer and each servicer is also entitled to reimbursement from the Collection Account or a Servicing Account, respectively, for Advances. In addition, when a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the amount prepaid only to the date of prepayment.

If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the servicer’s remittance to the master servicer for deposit into the Collection Account an amount equal to a full scheduled payment of interest on the related Loan (adjusted to the applicable Interest Rate). Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount of the Servicing Fee, a shortfall to securityholders may occur as a result of a prepayment in full. The Master Servicer will not be required to reduce its Master Servicing Fee or any additional compensation to prevent the securityholders from being adversely affected by any shortfall in interest.  See “Yield, Prepayment and Maturity Considerations.”

The rights of the master servicer to receive funds from the Collection Account for a series, whether as the Master Servicing Fee, if any, or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of the related series.  The rights of a servicer to receive funds from the Servicing Account for a series, whether as the Servicing Fee, if any, or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of the related series.

Evidence as to Compliance

The related Agreement for each series will require the trustee, any securities administrator, any master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function of the Primary Assets to provide to the depositor and any other party specified in the related Agreement, on an annual basis on or before the date specified in the related Agreement, a report on assessment of compliance with servicing criteria for asset-backed securities together with a copy of an attestation report from a registered public accounting firm regarding such party’s assessment of compliance.  In addition, the related Agreement will require each of the trustee, any securities administrator, any master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function of the Primary Assets to provide to the depositor and any other party specified in the related Agreement, on an annual basis on or before the date specified in the applicable agreement to provide a statement of compliance, signed by an authorized officer, to the effect that (a) a review of the party’s activities during the reporting period and of its performance under the related Agreement has been made under such officer’s supervision and (b) to the best of that officer’s knowledge, based on such review, such party has fulfilled all of its obligations under the related Agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to that officer and the nature and status thereof.

Certain Matters Regarding the Master Servicer

The master servicer for each series, if any, will be identified in the prospectus supplement. The master servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

In the event of an event of default under the related Agreement, the master servicer may be replaced by the trustee or a successor master servicer. See “The Agreements — Event of Default; Rights upon Events of Default.”

The master servicer generally will not have the right to assign its rights and delegate its duties and obligations under the related Agreement for each series; provided that in the event of the termination or resignation of the master servicer, the successor master servicer accepting the assignment:

•

is qualified to service mortgage loans for Fannie Mae or Freddie Mac;

•

has a net worth of not less than $15,000,000; and

•

the trustee, the securities administrator, if any, and the successor master servicer will take all actions, consistent with the related Agreement, as will be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted under the related Agreement which are not inconsistent herewith.

No assignment will become effective until the trustee, the securities administrator or a successor master servicer has assumed the master servicer’s obligations and duties under the related Agreement. To the extent that the master servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above; however, in this case, the assigning master servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the master servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the master servicer’s obligations under the related Agreement, provided that the successor or surviving entity is qualified to service mortgage loans for Fannie Mae or Freddie Mac and has a net worth of not less than $15,000,000.

Each Agreement will also provide that neither the master servicer, nor any director, officer, employee or agent of the master servicer, will be under any liability to the related trust fund or the securityholders for any action taken or for failing to take any action in good faith pursuant to the related Agreement or for errors in judgment; provided, however, that neither the master servicer nor any such person will be protected against any breach of warranty or representations made under the related Agreement or the failure to perform its obligations in compliance with any standard of care set forth in the related Agreement or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

Each Agreement will further provide that the master servicer and any director, officer, employee or agent of the master servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreements or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement provides that the master servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the related Agreement which, in its opinion, may involve it in any expense or liability. The master servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this case, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs, and liabilities of the trust fund and the master servicer will be entitled to be reimbursed therefor out of the Collection Account.

Credit Support

General

Credit support may be provided with respect to one or more classes of a series of Securities or for the related Primary Assets. Credit support may take the form of one or more of the following:

•

an irrevocable letter of credit;

•

the subordination of one or more classes of the Securities of a series;

•

allocation of losses on the Primary Assets to certain classes of Securities before allocation to other classes;

•

reserve funds;

•

a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy;

•

a surety bond or financial guaranty insurance policy;

•

the use of cross-support features;

•

overcollateralization of the Primary Assets of a series relative to the total principal amount of the Securities of that series;

•

the creation and application of excess interest from the Primary Assets;

•

derivative instruments such as interest rate caps, interest rate swaps or market value swaps that are intended to provide credit support; or

•

third-party guarantees or similar instruments.

In all cases, the amounts and terms and conditions of the credit support must be acceptable to each Rating Agency. If specified in the prospectus supplement, any form of credit support may be structured so as to protect against losses relating to more than one trust fund.

The credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon at the applicable Interest Rate. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, securityholders will bear their allocable share of deficiencies. See “The Agreements — Event of Default; Rights Upon Event of Default.” Moreover, if a form of credit support covers more than one trust fund (each, a “Covered Trust”), holders of Securities issued by any of the Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts prior to the Covered Trust receiving any of its intended share of the coverage.

If credit support is provided with respect to a series, or the related Primary Assets, the prospectus supplement will include a description of:

•

the amount payable under the credit support;

•

any conditions to payment thereunder not otherwise described in this prospectus;

•

the conditions (if any) under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

•

the material provisions of any agreement relating to the credit support.

Additionally, the prospectus supplement will set forth certain information with respect to the issuer of any third-party credit support, including:

•

a brief description of its principal business activities;

•

its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

•

if applicable, the credit ratings assigned to it by rating agencies; and

•

certain financial information.

Subordinate Securities; Subordination Reserve Fund

If specified in the prospectus supplement, one or more classes of a series may be Subordinate Securities. If specified in the prospectus supplement, the rights of the Subordinate securityholders to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to the rights of the Senior securityholders to the extent of the then applicable “Subordinated Amount” as defined in the prospectus supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate securityholders are paid to the senior securityholders (including amounts withdrawn from the subordination reserve fund, if any, established pursuant to the related Agreement (the “Subordination Reserve Fund”) and paid to the senior securityholders), and will (unless otherwise specified in the prospectus supplement) increase whenever there is distributed to the holders of Subordinate Securities amounts in respect of which subordination payments have previously been paid to the senior securityholders (which will occur when subordination payments in respect of delinquencies and certain other deficiencies have been recovered).

A series may include a class of Subordinate Securities entitled to receive cash flows remaining after distributions are made to all other classes. This right will effectively be subordinate to the rights of other securityholders, but will not be limited to the Subordinated Amount.

With respect to any series that includes one or more classes of Subordinate Securities, a Subordination Reserve Fund may be established if specified in the prospectus supplement. The Subordination Reserve Fund, if any, will be funded with cash, an irrevocable letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to holders of Subordinate Securities, or both, as specified in the prospectus supplement. The Subordination Reserve Fund will not be a part of the trust fund, unless otherwise specified in the prospectus supplement. If the Subordination Reserve Fund is not a part of the trust fund, the trustee will have a security interest therein on behalf of the senior securityholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on Senior Securities under the circumstances set forth in the prospectus supplement.

Moneys deposited in any Subordinated Reserve Fund will be invested in Eligible Reserve Fund Investments. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from these investments will be credited to the Subordinated Reserve Fund for the related series, and any loss resulting from the investments will be charged to the Subordinated Reserve Fund. Amounts in any Subordinated Reserve Fund in excess of the Required Reserve Fund Balance may be periodically released to the holders of Subordinate Securities under the conditions and to the extent specified in the prospectus supplement. Additional information concerning any Subordinated Reserve Fund will be set forth in the prospectus supplement, including the amount of any initial deposit to the Subordinated Reserve Fund, the Required Reserve Fund Balance to be maintained therein, the purposes for which funds in the Subordinated Reserve Fund may be applied to make distributions to senior securityholders and the employment of reinvestment earnings on amounts in the Subordinated Reserve Fund, if any.

Allocation of Losses

If specified in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage to property securing a Loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of certain provisions of the federal bankruptcy code, 11 United States Code §101 et seq., and related rules and regulations promulgated thereunder (the “Bankruptcy Code”), or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan.

Amounts representing these types of losses on the Primary Assets (to the extent that those losses exceed any excess interest and any overcollateralization, as further described in the related prospectus supplement) will be applied to reduce the principal amount of the class of Subordinate Securities still outstanding that has the lowest payment priority, until the principal amount of that class of Securities has been reduced to zero. If this subordination is insufficient to absorb losses in excess of excess interest and any overcollateralization that exists or is created, then holders of the Subordinate Securities, particularly the Subordinate Securities with the lowest payment priority, may not receive all of their principal payments.  If the principal amount of the Subordinate Securities have been reduced to zero, losses on the Primary Assets may be applied to reduce the principal balance of the class or classes of Senior Certificates, as provided in the prospectus supplement for the related series.

Cross-Support Features

If the Primary Assets for a series are divided into separate Asset Groups, beneficial ownership of which is evidenced by, or which secure, a separate class or classes of a series, credit support may be provided by a cross-support feature that requires that distributions be made on Senior Securities backed by one Asset Group prior to distributions on Subordinate Securities backed by another Asset Group within the trust fund. The prospectus supplement for a series that includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

Overcollateralization

If specified in the related prospectus supplement, the credit support for a series of Securities may include overcollateralization. If the total principal balance of the related Primary Assets in the trust fund exceeds the total principal amount of the related Securities at any time, the excess is called “overcollateralization.”  Overcollateralization may be established when the related trust fund is created; in addition, overcollateralization may be created or increased by applying amounts of excess interest to build up overcollateralization, as described under “— Excess Interest” below.  All or a portion of excess interest, if any, may be applied to pay principal on the Securities to the extent needed to maintain the related level of overcollateralization, as provided in the related prospectus supplement. To the extent there is an insufficient amount of excess interest, the related level of overcollateralization for a series may not be maintained.  In addition, losses realized on the Primary Assets may be applied to reduce the amount of any overcollateralization, before the balance of any Securities are reduced by losses; see “— Allocation of Losses” above.

Excess Interest

The Primary Assets may bear interest each month that exceeds the amount needed to pay interest on the Securities and any other fees or expenses, if any, payable from the trust fund to any third party. This “excess interest,” if any, received from the Primary Assets will generally be available to absorb realized losses on the Primary Assets, to pay unpaid interest on the Securities or to maintain the related level of overcollateralization.  In addition, excess interest may be applied to pay principal on certain Securities.  The prospectus supplement for a series that includes an excess interest feature will describe the conditions that will affect the amount of excess interest that the Primary Assets will generate.

Insurance

Credit support with respect to a series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each insurance policy, with respect to all Loans comprising or underlying the Primary Assets for a series, or those Loans with certain characteristics. The insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the prospectus supplement, include a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy, a special hazard insurance policy covering certain risks not covered by standard hazard insurance policies, a bankruptcy bond covering certain losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, a repurchase bond covering the repurchase of a Loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the origination of the related Loan, or other insurance covering other risks associated with the particular type of Loan. See “Description of Mortgage and Other Insurance.”

Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the Loans comprising the Primary Assets for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

Letter of Credit

The letter of credit, if any, with respect to a series of Securities will be issued by the bank or financial institution specified in the prospectus supplement (the “L/C Bank”). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the prospectus supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more classes of Securities (the “L/C Percentage”). If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. See “Description of the Securities — Optional Termination” and “The Agreements — Termination.” A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

Financial Guaranty Insurance Policy

Credit support may be provided in the form of a financial guaranty insurance policy by one or more insurance companies named in the prospectus supplement. The financial guaranty insurance policy will guarantee, with respect to one or more classes of Securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a securityholder that is subsequently recovered as a “voidable preference” payment under the Bankruptcy Code. A copy of the financial guaranty insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days following the issuance of the Securities of the related series.

Reserve Funds

One or more Reserve Funds may be established with respect to a series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination thereof, in the amounts specified in the prospectus supplement will be deposited. The Reserve Funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Primary Assets as specified in the prospectus supplement.

Amounts on deposit in any Reserve Fund for a series, together with the reinvestment income thereon, will be applied by the trustee for the purposes, in the manner, and to the extent specified in the prospectus supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Securities, if required as a condition to the rating of the related series by each Rating Agency, or to reduce the likelihood of special distributions with respect to any Multi-Class Series. If specified in the prospectus supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan. Following each Distribution Date amounts in the Reserve Fund in excess of any required Reserve Fund balance may be released from the Reserve Fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application by the trustee.

Moneys deposited in any Reserve Funds will be invested in Eligible Reserve Fund Investments, except as otherwise specified in the prospectus supplement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, this income may be payable to the master servicer or a servicer as additional servicing compensation. See “Servicing of Loans” and “The Agreements — Investment of Funds.” The Reserve Fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

Additional information concerning any Reserve Fund will be set forth in the prospectus supplement, including the initial balance of the Reserve Fund, the required Reserve Fund balance to be maintained, the purposes for which funds in the Reserve Fund may be applied to make distributions to securityholders and use of investment earnings from the Reserve Fund, if any.

Derivative Instruments

If specified in the related prospectus supplement, the trust fund may include one or more derivative instruments which are intended to provide credit support.  Derivative instruments included in any trust fund included for that purpose will be used only in a manner that reduces or alters risk resulting from the Mortgage Loans or other assets in the pool, and only in a manner such that the return on the Securities will be based primarily on the performance of the Mortgage Loans or other assets in the pool.  Derivative instruments included to provide credit support may include interest rate swaps (or caps, floors or collars), yield supplement agreements or market value swaps.

For a further description of these derivative instruments, see “Derivatives” below.

Description of Mortgage and Other Insurance

The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete. If specified in the prospectus supplement, insurance may be structured so as to protect against losses relating to more than one trust fund in the manner described therein.

Mortgage Insurance on the Loans

General

Except as specified in the prospectus supplement, generally, all Mortgage Loans that are Conventional Loans secured by Single Family Property and which had initial Loan-to-Value Ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage with respect to the amount of each Mortgage Loan in excess of 75% of the original Appraised Value of the related Mortgaged Property and remaining in force until the principal balance of the Mortgage Loan is reduced to 80% of the original Appraised Value.

A pool insurance policy will be obtained if specified in the prospectus supplement to cover any loss (subject to limitations described in this prospectus) occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy or FHA Insurance. See “— Pool Insurance Policy” below. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against certain losses sustained in the event of a personal bankruptcy of the borrower under a Mortgage Loan. See “Legal Aspects of Loans.” These losses will be covered to the extent described in the prospectus supplement by the bankruptcy bond or other credit support, if any.

To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed Mortgage Loan, and to the extent these losses are not covered by the pool insurance policy, Environmental Policy or other credit support for the related series, any losses would affect payments to securityholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See “— Hazard Insurance on the Loans” below. Certain hazard risks will not be insured and the occurrence of hazards could adversely affect payments to securityholders.  For a general description of Environmental Policies, see “Maintenance of Insurance Policies and Other Servicing Procedures — Environmental Insurance.”

Primary Mortgage Insurance

Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a Mortgage Loan (referred to as the “Insured Loss”) generally will consist of the insured percentage (typically ranging from 12% to 25%) of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

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all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property;

•

hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the Mortgage Loan;

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amounts expended but not approved by the mortgage insurer;

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claim payments previously made by the mortgage insurer; and

•

unpaid premiums.

Primary mortgage insurance policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including:

•

fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan;

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failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans;

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physical damage to the Mortgaged Property; and

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the related servicer not being approved as a servicer by the mortgage insurer.

Primary mortgage insurance policies generally contain provisions substantially as follows: (1) under the policy, a claim includes unpaid principal, accrued interest at the applicable loan interest rate to the date of filing of a claim thereunder and certain advances (with a limitation on attorneys’ fees for foreclosures of 3% of the unpaid principal balance and accumulated delinquent interest) described below; (2) when a claim is presented, the mortgage insurer will have the option of paying the claim in full and taking title to the property and arranging for the sale thereof or paying the insured percentage of the claim and allowing the insured to retain title to the property; (3) unless earlier directed by the mortgage insurer, claims must be made within a specified period of time (typically, 60 days) after the insured has acquired good and marketable title to the property; and (4) a claim must be paid within a specific period of time (typically, 60 days) after the claim is accepted by the mortgage insurer.

As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a Mortgage Loan, the insured will be required to:

•

advance or discharge all hazard insurance policy premiums, and as necessary and approved in advance by the mortgage insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in the primary mortgage insurance policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys’ fees;

•

in the event of any physical loss or damage to the Mortgaged Property, restore and repair the Mortgaged Property to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

•

tender to the mortgage insurer good and marketable title to and possession of the Mortgaged Property.

Other provisions and conditions of each primary mortgage insurance policy covering a Mortgage Loan will generally include that:

•

no change may be made in the terms of the Mortgage Loan without the consent of the mortgage insurer;

•

written notice must be given to the mortgage insurer within 10 days after the insured becomes aware that a borrower is delinquent in the payment of a sum equal to the aggregate of two Scheduled Payments due under the Mortgage Loan or that any proceedings affecting the borrower’s interest in the Mortgaged Property securing the Mortgage Loan have been commenced, and thereafter the insured must report monthly to the mortgage insurer the status of any Mortgage Loan until the Mortgage Loan is brought current, the proceedings are terminated or a claim is filed;

•

the mortgage insurer will have the right to purchase the Mortgage Loan, at any time subsequent to the 10 days’ notice described above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan plus accrued and unpaid interest thereon at the applicable Mortgage Rate and reimbursable amounts expended by the insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months and less the sum of any claim previously paid under the policy with respect to the Mortgage Loan and any due and unpaid premium with respect to the policy;

•

the insured must commence proceedings at certain times specified in the policy and diligently proceed to obtain good and marketable title to and possession of the mortgaged property;

•

the insured must notify the mortgage insurer of the institution of any proceedings, provide it with copies of documents relating thereto, notify the mortgage insurer of the price amounts specified above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid that amount unless the mortgage insurer specifies a lower or higher amount; and

•

the insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the mortgage insurer, provided the ability of the insured to assign specified rights to the mortgage insurer are not thereby impaired or the specified rights of the mortgage insurer are not thereby adversely affected.

The mortgage insurer will be required to pay to the insured either: (1) the insured percentage of the loss; or (2) at its option under certain of the primary mortgage insurance policies, the sum of the delinquent Scheduled Payments plus any advances made by the insured, both to the date of the claim payment, and thereafter, Scheduled Payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred, or (b) an approved sale. Any rents or other payments collected or received by the insured that are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

FHA Insurance and VA Guaranty

The benefits of the FHA insurance and VA guaranty are limited, as described below. To the extent that amounts payable under the applicable policy are insufficient to cover losses in respect of the related Mortgage Loan, any loss in excess of the applicable credit enhancement will be borne by securityholders.

Under both the FHA and VA programs the master servicer or servicer must follow certain prescribed procedures in submitting claims for payment. Failure to follow procedures could result in delays in receipt of the amount of proceeds collected in respect of any liquidated Mortgage Loan under the applicable FHA insurance or VA guaranty (“FHA/VA Claim Proceeds”) and reductions in FHA/VA Claim Proceeds received.

FHA, a division of HUD, is responsible for administering federal mortgage insurance programs authorized under the Federal Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. FHA Term Loans are insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program as well as to refinance an existing insured mortgage. These programs generally limit the principal amount of the mortgage loans insured. Mortgage loans originated prior to October  21, 1998, and insured by the FHA generally require a minimum down payment of approximately 3% to 5% of the acquisition cost, which includes the lesser of the appraised value or sales price, plus eligible closing costs, subject to a maximum loan-to-value ratio of approximately 97%. Mortgage loans originated on or after October  21, 1998, and insured by the FHA generally require a minimum cash investment of 3% of the lesser of appraised value or sales price, subject to a maximum loan-to-value ratio (generally, approximately 97.75%) that is determined based on the loan amount and the state in which the mortgaged property is located.

The monthly or periodic insurance premiums for FHA Term Loans and HECM Loans will be collected by the master servicer or servicer and paid to FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable upon foreclosure (or other acquisition or possession) and in general, conveyance of the mortgaged property to HUD. With respect to a defaulted FHA Term Loan or HECM Loan, a master servicer or servicer is limited in its ability to initiate foreclosure proceedings. When it is determined by a master servicer or servicer or HUD that default was caused by circumstances beyond the borrower’s control, the master servicer or servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Relief may involve the reduction or suspension of Scheduled Payments for a specified period, which payments are to be made up on or before the maturity date of the Mortgage Loan, or the rescheduling or other adjustment of payments due under the Mortgage Loan up to or beyond the scheduled maturity date. In addition, when a default caused by specified circumstances is accompanied by certain other factors, HUD may provide relief by making payments to a master servicer or servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments, under certain circumstances, are to be repaid by the borrower to HUD). With certain exceptions, at least three full installments must be due and unpaid under the Mortgage Loan before a master servicer or servicer may initiate foreclosure proceedings.

HECM Loans are either (i) subject to FHA insurance as to the repayment of the principal amount thereof (generally subject to certain limitations) and certain other amounts or (ii) insurable by the FHA.  Such FHA insurance generally covers the repayment of the principal amount of the HECM Loan and certain other amounts.  Each HECM Loan will be a non-recourse loan to the related borrower.  A HECM Loan may be either (1) a line of credit whereby the borrower may borrow, repay and reborrow the principal amount thereof, (2) a tenure loan whereby the borrower is entitled to receive a monthly payment from the mortgagee for the remainder of the borrower’s life, so long as the borrower continues to occupy the mortgaged property, (3) a term loan whereby the borrower is entitled to receive a monthly payment from the mortgagee for a specified term, so long as the borrower continues to occupy the mortgaged property, (4) a modified tenure loan whereby a portion of the principal limit of the loan is made available to the borrower in a series of monthly payments for the remainder of the borrower’s life, so long as the borrower continues to occupy the mortgaged property, and the remainder of the principal limit is a line of credit whereby the borrower may borrow, repay and reborrow the portion of the principal amount thereof or (5) a modified term loan, whereby a portion of the principal limit of the loan is made available to the borrower in a series of monthly payments for a specified term, so long as the borrower continues to occupy the mortgaged property, and the remainder of the principal limit is a line of credit whereby the borrower may borrow, repay and reborrow the portion of the principal amount thereof.  During the life of the HECM Loan, the borrower may at any time and from time to time, change the type of HECM Loan.  The amount that the borrower can receive from a HECM Loan is determined by calculating its applicable principal limit, which is based on the age of the youngest borrower, the expected average mortgage interest rate, and the maximum claim amount.

HUD terminated its assignment program for borrowers, effective April  25, 1996. Borrowers who did not request the assignment of their mortgage to HUD prior to that date are ineligible for consideration. Under this terminated program, HUD previously accepted assignment of defaulted mortgages and paid insurance benefits to lenders. The program was available only to eligible borrowers whose default was caused by circumstances beyond their control.

On March  20, 1998, an Illinois Federal District Court in Ferrell v. United States Department of Housing and Urban Development (N.D. Ill. (No. 73C 334)) granted a preliminary injunction requiring HUD to reinstate the assignment program or an equivalent substitute. Plaintiffs in Ferrell have alleged that HUD is required to maintain the program pursuant to the terms of prior court order. It is difficult to assess what effect, if any, the final outcome of the Ferrell litigation will have on FHA claim policies or procedures and what effect changes in these policies or procedures, if any are made, will have on the servicing of FHA Term Loans or HECM Loans.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Current practice is to pay claims in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate.

The amount of insurance benefits generally paid by the FHA is equal to the unpaid principal balance of the defaulted mortgage loan, plus amounts to reimburse the mortgagee for certain costs and expenses, less certain amounts received or retained by the mortgagee after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the mortgagee is compensated for no more than two-thirds of its foreclosure costs, and for interest accrued and unpaid from a date 60 days after the borrower’s first uncorrected failure to perform any obligation or make any payment due under the mortgage loan and, upon assignment, interest from the date of assignment to the date of payment of the claim, in each case at the applicable HUD debenture interest rate, provided all applicable HUD requirements have been met.

Although FHA insurance proceeds include accrued and unpaid interest on the defaulted mortgage loan, the amount of interest paid may be substantially less than accrued interest. As described above, FHA will reimburse interest at the applicable debenture interest rate, which will generally be lower than the Mortgage Rate on the related Mortgage Loan. Negative interest spread between the debenture rate and the Mortgage Rate, as well as the failure of FHA insurance to cover the first 60 days of accrued and unpaid interest and all foreclosure expenses as described above, could result in losses to securityholders. The interest payable may be curtailed if a master servicer or servicer has not met FHA’s timing requirements for certain actions during the foreclosure and conveyance process. When a servicer exceeds the timing requirements and has not obtained an extension from FHA, FHA will pay interest only to the date the particular action should have been completed.

VA Mortgage Loans are partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, which permits a veteran (or, in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit or to refinance an existing guaranteed loan. The program requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years’ duration. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal balance of the mortgage loan. At present, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan is 50% of the unpaid principal balance of a loan of $45,000 or less, $22,500 for any loan of more than $45,000 but less than $56,250, to the lesser of $36,000 or 40% of the principal balance of a loan of $56,251 to $144,000, and, for loans of more than $144,000, the lesser of 25% of the principal balance of the mortgage loan or $60,000.

With respect to a defaulted VA guaranteed mortgage loan, the mortgagee is, absent exceptional circumstances, authorized to foreclose only after the default has continued for three months. Generally, a claim for the guarantee is submitted after foreclosure and after the filing with the VA by the mortgagee of a notice of election to convey the related mortgaged property to the VA.

In instances where the net value of the mortgaged property securing a VA guaranteed mortgage loan is less than the unguaranteed portion of the indebtedness outstanding (including principal, accrued interest and certain limited foreclosure costs and expenses) on the related mortgage loan, the VA may notify the mortgagee that it will not accept conveyance of the mortgaged property (a “No-Bid”). In the case of a No-Bid, the VA will pay certain guaranty benefits to the mortgagee and the mortgagee will generally take title to and liquidate the mortgaged property. The guaranty benefits payable by the VA in the case of a No-Bid will be an amount equal to the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness (which may include accrued and unpaid interest and certain expenses of the mortgagee, including foreclosure expenses) up to the amount originally guaranteed.

When the mortgagee receives the VA’s No-Bid instructions with respect to a defaulted mortgage loan, the mortgagee has the right (but not the obligation) to waive or satisfy a portion of the indebtedness outstanding with respect to the defaulted mortgage loan by an amount that would cause the unguaranteed portion of the indebtedness (including principal, accrued interest and certain limited foreclosure costs and expenses) after giving effect to the reduction to be less than the net value of the mortgaged property securing the mortgage loan (a “Buydown”). In the case of a Buydown, the VA will accept conveyance of the mortgaged property and the mortgagee will suffer a loss to the extent of the indebtedness that was satisfied or waived in order to effect the Buydown, in addition to any other losses resulting from unreimbursed foreclosure costs and expenses and interest that may have accrued beyond the applicable VA cut-off date.

In the event the VA elects a No-Bid, the amount paid by the VA cannot exceed the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted Mortgage Loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness, as described above. As a result of these limitations, losses associated with defaulted VA Mortgage Loans could be substantial.

Pool Insurance Policy

If specified in the prospectus supplement, the master servicer will, or will require the servicer to, maintain a pool insurance policy for the Loans in the trust fund on behalf of the trustee and the securityholders. See “Servicing of Loans — Maintenance of Insurance Policies and Other Servicing Procedures.” Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of the policies generally.

The prospectus supplement will describe any provisions of a pool insurance policy that are materially different from those described below. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all Mortgage Loans in the related trust fund that have Loan-to-Value Ratios at the time of origination in excess of 80% and that a claim under the primary mortgage insurance policy has been submitted and settled. FHA Insurance and VA Guarantees may be deemed to be acceptable primary insurance policies under the pool insurance policy.

Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which will generally be:

•

the amount of the unpaid principal balance of the defaulted Mortgage Loan immediately prior to the approved sale of the Mortgaged Property;

•

the amount of the accumulated unpaid interest on the Mortgage Loan to the date of claim settlement at the contractual rate of interest; and

•

advances made by the insured as described above less certain payments.

An “approved sale” is:

•

a sale of the Mortgaged Property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval;

•

a foreclosure or trustee’s sale of the Mortgaged Property at a price exceeding the maximum amount specified by the pool insurer;

•

the acquisition of the Mortgaged Property under the primary mortgage insurance policy by the mortgage insurer; or

•

the acquisition of the Mortgaged Property by the pool insurer.

As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and marketable title to the Mortgaged Property. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer and servicer will not be required to expend their own funds to restore the damaged property unless either determines that the restoration will increase the proceeds to the securityholders on liquidation of the Mortgage Loan after reimbursement of the master servicer and the servicer for its expenses and that the expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

The original amount of coverage under the mortgage pool insurance policy will be reduced over the life of the Securities by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby. The amount of claims paid includes certain expenses incurred by the master servicer and the servicer as well as accrued interest at the applicable interest rate on delinquent Mortgage Loans to the date of payment of the claim. See “Legal Aspects of Loans.” Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the original policy limit, coverage under the mortgage pool insurance policy will lapse and any further losses will be borne by the trust fund, and thus will affect adversely payments on the Securities. In addition, the exhaustion of coverage under any mortgage pool insurance policy may affect the master servicer’s or servicer’s willingness or obligation to make Advances. If the master servicer or a servicer determines that an Advance in respect of a delinquent Loan would not be recoverable from the proceeds of the liquidation of the Loan or otherwise, it will not be obligated to make an advance respecting any delinquency since the Advance would not be ultimately recoverable by it. See “Servicing of Loans — Advances and Other Payments, and Limitations Thereon.”

Mortgage Insurance with Respect to Manufactured Home Loans

A Manufactured Home Loan may be an FHA Term Loan or a VA Loan. Any primary mortgage or similar insurance and any pool insurance policy with respect to Manufactured Home Loans will be described in the prospectus supplement.

Hazard Insurance on the Loans

Standard Hazard Insurance Policies

The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the improvements on the property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit support will adversely affect distributions to securityholders. When a property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the master servicer will be required to cause, or cause the servicer to cause, flood insurance to be maintained with respect to the property, to the extent available.

The standard hazard insurance policies covering properties securing Loans typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause will provide that the hazard insurer’s liability in the event of partial loss will not exceed the greater of (1) the actual cash value (generally defined as the replacement cost at the time and place of loss, less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed and (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements on the Mortgaged Property. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of residential real estate in the area where the Mortgaged Property is located fluctuates in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the Mortgaged Property.

The depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the Cooperative is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative may not maintain individual hazard insurance policies. To the extent, however, that either the Cooperative or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower’s Cooperative Dwelling or the Cooperative’s building could significantly reduce the value of the Mortgaged Property securing the related Cooperative Loan. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained for any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance for the Condominium Building (including the individual Condominium Units) and the owner(s) of an individual Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that either the Condominium Association or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower’s Condominium Unit or the related Condominium Building could significantly reduce the value of the Mortgaged Property securing the related Condominium Loan.

Special Hazard Insurance Policy

Although the terms of the policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of the property and (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the Loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer or the servicer with respect to the property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

Restoration of the property with the proceeds described under (1) above is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted Loan secured by the property. The payment described under (2) above will render unnecessary presentation of a claim in respect of the Loan under the pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

Other Hazard-Related Insurance; Liability Insurance

With respect to Loans secured by Multifamily Property, certain additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury or death and property damage occurring on the property or the adjoining streets and sidewalks, steam boiler coverage where a steam boiler or other pressure vessel is in operation, interest coverage insurance, and rent loss insurance to cover operating income losses following damage or destruction of the mortgaged property. With respect to a series for which Loans secured by Multifamily Property are included in the trust fund, the prospectus supplement will specify the required types and amounts of additional insurance and describe the general terms of the insurance and conditions to payment thereunder.

Bankruptcy Bond

In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Loan at an amount less than the then outstanding principal balance of the Loan. The amount of the secured debt could be reduced to that value, and the holder of the Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See “Legal Aspects of Loans.” If so provided in the prospectus supplement, the master servicer or the servicer will obtain a bankruptcy bond or similar insurance contract (the “bankruptcy bond”) for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by the court of the principal amount of a Loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all Loans in the Pool secured by single unit primary residences. This amount will be reduced by payments made under the bankruptcy bond in respect of the Loans, unless otherwise specified in the prospectus supplement, and will not be restored.

Repurchase Bond

If specified in the prospectus supplement, the depositor or the Seller will be obligated to repurchase any Loan (up to an aggregate dollar amount specified in the prospectus supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of the Loan. This obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the depositor or the Seller.

Derivatives

If specified in the related prospectus supplement, the trust fund may include one or more derivative instruments, as described in this section.  Derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the Mortgage Loans or other assets in the pool, and only in a manner such that the return on the Securities will be based primarily on the performance of the Mortgage Loans or other assets in the pool.  Derivative instruments may include (1) interest rate swaps (or caps, floors or collars) or yield supplement agreements, (2) currency swaps or currency options and (3) market value swaps that are referenced to the value of one or more of the Mortgage Loans or other assets included in the trust fund or to a class of Securities, as described below.

An interest rate swap is an agreement between two parties to exchange one stream of interest payments on an agreed hypothetical or “notional” principal amount for another.  No principal amount is exchanged between the counterparties to an interest rate swap.  In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates, including LIBOR, LIBORSWAP, Prime Rate or a T-Bill rate.  Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as the T-Bill rate).  An interest rate cap, floor or collar is an agreement pursuant to which the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate, as specified in such agreement, generally in exchange for a fixed amount paid to the counterparty at the time such agreement is entered into.  A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee on behalf of a trust may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates, or to provide supplemental credit support.  Cap agreements and yield supplement agreements may be entered into in order to supplement the sources available to make interest payments on one or more classes of Securities of any series.

A market value swap might be used in a structure in which the pooled assets are Mortgage Loans that provide for a fixed rate period and then convert by their terms to adjustable rate Mortgage Loans.  Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their Securities to the trustee who will then transfer the Securities to other investors in a mandatory auction procedure.  The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of the Securities.

Under a mandatory auction procedure, an auction administrator will solicit bids for purchase of the Securities in the secondary market from dealers and institutional investors.  The Sponsor and depositor and their affiliates are not allowed to bid in an auction.  There is no minimum required bid.  If bids are received for the entire amount of the Securities subject to the mandatory auction, then the auction will have been successful and the Securities will be sold to the highest bidders.  The prices at which the Securities are sold through this procedure will be used as the value of the Securities for purposes of the market value swap.  If the total auction price is less than par, the market value swap counterparty will pay the shortfall.  If the total auction price is greater than par, then the counterparty will receive the excess.  If the total auction price is less than par, the original investors in the Securities will receive the auction price plus the market value swap proceeds, which together will equal par.

The mandatory auction will close if sufficient bids are received covering all of the Securities that are subject to the mandatory auction, and if the market value swap covers any shortfall from par.  If these conditions are not met, then the auction will have failed and the original investors will retain their Securities.  If these conditions are met, then the auction will close, and the original investors will be obligated to tender their Securities and will receive the required par purchase price.  If the Securities are Book-Entry Securities, then the tender will take place through the book-entry facilities, with no action required on the investor’s part.  When the mandatory auction closes and the original investors tender their Securities and receive the par purchase price, the Securities remain outstanding, and continue to receive distributions in accordance with their original terms.

If a trust fund includes non-U.S. Mortgage Loans, the trustee on behalf of the trust may enter into a currency swap, currency option or other means of mitigating the risk of any decline in value of the related foreign currency with respect to the U.S. dollar.  It is intended that any currency swaps or currency options will compensate in substantial part for payment shortfalls due to declines over time in the value of the related foreign currency with respect to the U.S. dollar.  However, there can be no assurance that amounts payable to a trust under a currency swap or a currency option will be sufficient to compensate for such shortfalls. If such payments should be insufficient to cover such shortfalls, there will be no obligation on the part of the depositor, the manager or any other party to obtain any additional currency exchange protection coverage, and any uncovered currency risk will be borne by Securityholders.

Any currency swap or currency option entered into by or on behalf of a trust will provide that it is terminable by the trust or the counterparty following the occurrence of certain specified events described in the related prospectus supplement. If an event of default or termination event that would require the trust to make a termination payment to the counterparty occurs, the trust may not have sufficient funds remaining after making such payment to make timely payment of interest due on the Securities.

If a currency swap or currency option counterparty fails to perform its obligations or if such agreement is terminated and the trust is not able to enter into a substitute agreement, the trust will have to exchange the related foreign currency for U.S. dollars at an exchange rate that may not provide sufficient amounts to make payments of interest and principal due on all of the Securities.  In any such event, there can be no assurance that the amount of applicable credit enhancement will be sufficient to cover the currency risk associated with the related non-U.S. Mortgage Loans. As a result, if a currency swap or currency option counterparty fails to perform its obligations or if such agreement is terminated and the trust is not able to enter into a substitute agreement, the related Securities will bear currency risk.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the Securities, such levels generally are set by the rating agencies rating the Securities) the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or take certain other measures intended to assure performance of those obligations.

The derivatives market has grown substantially in recent years, with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized derivative contract documentation.  Caps, floors and collars are more recent innovations, and are less liquid than swaps.

Derivative contracts will generally be documented based upon the standard forms provided by International Swaps and Derivatives Association, Inc. (“ISDA”).  These forms generally consist of an ISDA master agreement, a schedule to the master agreement and a confirmation, although in some cases the schedule and the confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference.  Each confirmation will provide for payments to be made by the derivative counterparty to a trust fund, and in some cases by the related trust fund to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values.  For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement.  The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust fund on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the Securities, such levels generally are set by the rating agencies rating the Securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations.  Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance that the trust will be able to enter into derivative instruments at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivative instruments may provide for termination under various circumstances, there can be no assurance that the trust will be able to terminate a derivative instrument when it would be economically advantageous to the trust to do so.

If a trust fund includes derivative instruments, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If described in the prospectus supplement, such derivative instruments may be held for tax or ERISA purposes by a separate trust and any amounts payable from such derivative instruments may be paid by the derivatives counterparty into a separate reserve fund (which shall be a trust account in the name of the trustee) before payment to holders of Securities. A provider of a derivative instrument may, if specified in the related prospectus supplement, be an affiliate of an underwriter.

The Agreements

The following summaries describe certain material provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, these provisions or terms are as specified in the related Agreement.

Issuance of Securities

Securities representing interests in a trust fund, or an Asset Group, that the trustee will elect to have treated as a REMIC or a grantor trust will be issued, and the related trust fund will be created, pursuant to a trust agreement or a pooling and servicing agreement (referred to herein in either case as a “trust agreement”) between the depositor and the trustee and a servicer, master servicer and/or administrator.  A series of Notes issued by a trust fund will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement. In the case of a series of Notes, the trust fund and the depositor will also enter into a sale and collection agreement or a transfer and servicing agreement (referred to herein in either case as a “sale and collection agreement ”) between the indenture trustee and the issuing entity and a servicer, master servicer and/or administrator.

As applicable, the trust agreement, in the case of Certificates, and the indenture, together with the sale and collection agreement, in the case of Notes, are referred to as the “Agreements.” In the case of a series of Notes, the trust fund will be established either as a statutory business trust under the law of the state specified in the prospectus supplement or as a common law trust under the law of the state specified in the prospectus supplement pursuant to a deposit trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes. The Primary Assets of a trust fund will be serviced in accordance with one or more underlying servicing agreements.

Assignment of Primary Assets

General

At the time of issuance, the depositor will transfer, convey and assign to the trustee all right, title and interest of the depositor in the Primary Assets and other property to be included in the trust fund for a series. The assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the prospectus supplement (except for any Retained Interests). The trustee will, concurrently with the assignment, execute and deliver the Securities.

Assignment of Private Mortgage-Backed Securities

The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See “The Trust Funds — Private Mortgage-Backed Securities.”

Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement (the “Mortgage Certificate Schedule”), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the trustee. In the Agreement, the depositor will represent and warrant to the trustee regarding the Private Mortgage-Backed Securities:

(1)

that the information contained in the Mortgage Certificate Schedule is true and correct in all material respects;

(2)

that, immediately prior to the conveyance of the Private Mortgage-Backed Securities, the depositor had good title thereto, and was the sole owner thereof, (subject to any Retained Interests);

(3)

that there has been no other sale by it of the Private Mortgage-Backed Securities; and

(4)

that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on the Private Mortgage-Backed Securities.

Assignment of Mortgage Loans

As specified in the prospectus supplement, the depositor or the Sponsor will, as to each Mortgage Loan, deliver or cause to be delivered to the trustee, or a custodian on behalf of the trustee:

•

the mortgage note endorsed without recourse to the order of the trustee or in blank;

•

the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of the Mortgage will be delivered, together with a certificate that the original of the Mortgage was delivered to the recording office); and

•

an assignment of the Mortgage in recordable form.

The trustee, or the custodian, will hold the documents in trust for the benefit of the securityholders.

The depositor generally will, at the time of delivery of the Securities, cause assignments to the trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the Mortgage Loan.  It is expected that the mortgages or assignments of mortgage with respect to each Mortgage Loan will have been recorded in the name of an agent on behalf of the holder of the related mortgage note.  In that case, no mortgage assignment in favor of the trustee will be required to be prepared, delivered or recorded.  Instead, the depositor will be required to take all actions as are necessary to cause the trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent.  If the assignments are not so recorded, the related Agreement will, unless otherwise specified in the prospectus supplement, require the depositor to repurchase from the trustee any Mortgage Loan required to be recorded but not recorded within that time, at the price described below with respect to repurchase by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the securityholders or the trustee for the failure of a Mortgage Loan to be recorded.

With respect to any Cooperative Loans, the depositor will cause to be delivered to the trustee, its agent, or a custodian, the related original cooperative note endorsed to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The depositor will file in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each Cooperative Loan.

The trustee, its agent, or a custodian will review the documents relating to each Mortgage Loan within the time period specified in the related Agreement after receipt thereof, and the trustee will hold the documents in trust for the benefit of the securityholders. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the depositor will notify the party (the “Seller”) from which the depositor, or an affiliate thereof, purchased the Mortgage Loan.  See “Repurchase and Substitution of Non-Conforming Loans.”

Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will specify the number of Mortgage Loans that are Cooperative Loans and, with respect to each Mortgage Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an ARM, the Lifetime Mortgage Rate Cap, if any, and the current Index; and, if the Mortgage Loan is a GPM Loan, a GEM Loan, a Buy-Down Loan or a Mortgage Loan with other than fixed Scheduled Payments and level amortization, the terms thereof.

Assignment of Manufactured Home Loans

The depositor will cause any Manufactured Home Loans included in the Primary Assets for a series of Securities to be assigned to the trustee, together with principal and interest due on or with respect to the Manufactured Home Loans after the Cut-off Date specified in the prospectus supplement. Each Manufactured Home Loan will be identified in a loan schedule (the “Manufactured Home Loan Schedule”) appearing as an exhibit to the related Agreement. The Manufactured Home Loan Schedule will specify, with respect to each Manufactured Home Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current Scheduled Payment of principal and interest; and the maturity date of the Manufactured Home Loan.

In addition, with respect to each Manufactured Home Loan, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the prospectus supplement, the custodian, the original Manufactured Home Loan agreement and copies of documents and instruments related to each Manufactured Home Loan and the security interest in the Manufactured Home securing each Manufactured Home Loan. To give notice of the right, title and interest of the securityholders to the Manufactured Home Loans, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all Manufactured Home Loans as collateral. Unless otherwise specified in the prospectus supplement, the Manufactured Home Loans agreements will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Manufactured Home Loans agreements without notice of the assignment, the interest of the securityholders in the Manufactured Home Loans could be defeated. See “Legal Aspects of Loans — Manufactured Home Loans.”

Assignment of Home Improvement Loans

The depositor will cause any Home Improvement Loans included in the Primary Assets for a series of Securities to be assigned to the trustee, together with principal and interest due on or with respect to the Home Improvement Loans after the Cut-off Date specified in the prospectus supplement. Each Manufactured Home Loan will be identified in a loan schedule (the “Home Improvement Loan Schedule”) appearing as an exhibit to the related Agreement. The Home Improvement Loan Schedule will specify, with respect to each Home Improvement Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current Scheduled Payment of principal and interest; and the maturity date of the Home Improvement Loan.

To the extent that Home Improvement Loan is secured by an interest in real estate, the depositor or the Sponsor will, as to each such Home Improvement Loan, deliver or cause to be delivered to the trustee, or a custodian on behalf of the trustee the documents described under “—Assignment of Mortgage Loans” above.

To the extent described in the related prospectus supplement, the depositor or the sponsor will as to each Home Improvement Loan, deliver or cause to be delivered to the trustee or the asset custodian the original Home Improvement Loan and copies of documents and instruments related to each Home Improvement Loan and, other than in the case of unsecured Home Improvement Loans, the security interest in the property securing the Home Improvement Loan.  In order to give notice of the right, title and interest of holders of securities to the Home Improvement Loans, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all Home Improvement Loans as collateral.  Typically, the Home Improvement Loans will not be stamped or otherwise marked to reflect their assignment to the trust.  Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Loans without notice of the assignment, the interest of holders of securities in the Home Improvement Loans could be defeated.  If specified by the related prospectus supplement, however, the Home Improvement Loans may be stamped or otherwise marked to reflect their assignment to the trust.  See “Legal Aspects of Loans—The Home Improvement Loans.”

Repurchase and Substitution of Non-Conforming Loans

Unless otherwise provided in the prospectus supplement, if any document in the Loan file delivered by the depositor to the trustee is found by the trustee within 45 days of the execution of the related Agreement, or any other time period specified in the prospectus supplement for the related series, (or promptly after the trustee’s receipt of any document permitted to be delivered after the closing date of the issuance of the series) to be defective in any material respect, the Seller, or, if the Seller does not do so, the depositor, will be obligated to cure such defect within 90 days, or any other period specified in the prospectus supplement.

If the depositor is unable to cure the defect within 90 days, or any other period specified in the prospectus supplement, the Seller, or, if the Seller does not do so, the depositor, will, not later than 90 days, or any other period specified in the prospectus supplement, after the trustee’s notice to the depositor and the master servicer of the defect, repurchase the related Mortgage Loan or any property acquired in respect thereof from the trustee.  We cannot assure you that a Seller will fulfill its purchase obligation.  The master servicer will not be obligated to purchase the Mortgage Loan if the Seller defaults on its purchase obligation.

Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase of a Mortgage Loan will be made if the purchase would result in a prohibited transaction under the Code.

Unless otherwise specified in the prospectus supplement, the repurchase price will be generally equal to (a) the lesser of (1) the outstanding principal balance of the Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of the Mortgage Loan immediately prior to foreclosure) and (2) the trust fund’s federal income tax basis in the Mortgage Loan, and (b) accrued and unpaid interest to the date of the next scheduled payment on the Mortgage Loan at the related Interest Rate (less any unreimbursed Advances respecting the Mortgage Loan), provided, however, the purchase price will not be limited in (1) above to the trust fund’s federal income tax basis if the repurchase at a price equal to the outstanding principal balance of the Mortgage Loan will not result in any prohibited transaction tax under Section 860F(a) of the Code.

If provided in the prospectus supplement, the depositor may, rather than repurchase the Loan as described above, remove the Loan from the trust fund (the “Deleted Loan”) and substitute in its place one or more other Loans (each, a “Qualifying Substitute Mortgage Loan”) provided, however, that (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the Securities and (2) with respect to a trust fund for which a REMIC election is made, the substitution must be made within two years of the date.

Any Qualifying Substitute Mortgage Loan will have, on the date of substitution, the characteristics specified in the applicable Agreement, generally including (1) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited to the Distribution Account in the month of substitution for distribution to securityholders), (2) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Loan, (3) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Loan, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

Unless otherwise provided in the prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the securityholders or the trustee for a material defect in a Loan document.

The depositor or another entity will make representations and warranties with respect to Loans that comprise the Primary Assets for a series. See “Loan Underwriting Procedures and Standards — Representations and Warranties.” If the depositor or such entity cannot cure a breach of any representations and warranties in all material respects within 90 days after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the Loan, the depositor or such entity is obligated to repurchase the affected Loan or, if provided in the prospectus supplement, provide a Qualifying Substitute Mortgage Loan therefor, subject to the same conditions and limitations on purchases and substitutions as described above. The depositor’s only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of the Loans.

Reports to Securityholders

As specified in the prospectus supplement, the trustee or the securities administrator will prepare and forward to each securityholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

(1)

with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to principal on the Primary Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the master servicer or by a servicer or (b) that is a Multi-Class Series, the amount of the principal distribution in reduction of stated principal amount (or Compound Value) of each class and the aggregate unpaid principal amount (or Compound Value) of each class following the distribution;

(2)

with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to interest on the Primary Assets and the amount, if any, advanced by the master servicer or a servicer or (b) that is not a Multi-Class Series, the amount of the interest distribution;

(3)

with respect to a series that is a Multi-Class Series, the amount of any distribution allocable to any class (including any residual class) other than in respect of interest or principal;

(4)

the amount of servicing compensation with respect to the Principal Assets and paid during the Due Period commencing on the Due Date to which the distribution relates and the amount of servicing compensation during that period attributable to penalties and fees;

(5)

the aggregate outstanding principal balance of the Principal Assets as of the opening of business on the Due Date, after giving effect to distributions allocated to principal and reported under (1) above;

(6)

the aggregate outstanding principal amount of the Securities of the related series as of the Due Date, after giving effect to distributions allocated to principal reported under (1) above;

(7)

if applicable, the amount of any deficiency of any required overcollateralization, after giving effect to distributions allocated to principal reported under (1) above;

(8)

with respect to Compound Interest Securities, prior to the Accrual Termination Date in addition to the information specified in (1)(b) above, the amount of interest accrued on the Securities during the related interest accrual period and added to the Compound Value thereof;

(9)

in the case of Floating Rate Securities, the Floating Rate applicable to the distribution being made;

(10)

in the case of Floating Rate Securities, the level of the Index applicable to the interest formula of the Floating Rate Securities;

(11)

if applicable, the amount of any realized losses incurred with respect to the Mortgage Loans (x) in the Due Period commencing on the Due Date to which the distribution relates and (y) in the aggregate since the cut-off date;

(12)

if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which securityholders would have received if there were sufficient eligible funds in the Distribution Account and the amounts actually distributed);

(13)

if applicable, the number and aggregate principal balances of Loans delinquent for (A) two consecutive payments and (B) three or more consecutive payments, and the number of Loans as to which foreclosure proceedings have been commenced, all as of the close of the business on the determination date to which the distribution relates;

(14)

if applicable, the value of any REO Property acquired on behalf of securityholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of the business on the Business Day preceding the Distribution Date to which the distribution relates;

(15)

with respect to substitution of Loans in the preceding calendar month, the scheduled principal balance of each deleted Loan, and of each qualifying substitute Loan;

(16)

the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to securityholders and the remaining balance of each reserve fund (including any Subordinated Reserve Fund), if any, on the Distribution Date, after giving effect to distributions made on that date;

(17)

the amount of the trustee’s fees, the servicing fees and the amount of any other fees payable from the trust fund to any other third party, as applicable, paid during the collection period to which such distribution relates;

(18)

the aggregate amount of any insurance claim payments received with respect to any primary mortgage insurance policy during the Due Period commencing on the Due Date to which the distribution relates;

(19)

if applicable, the amount of any net swap, cap or derivative payment in respect of any derivative contract to the applicable trust account established for the benefit of securityholders, or the amount of any net swap, cap or derivative payment to made to the swap, cap or derivative counterparty under the applicable derivative contract from amounts otherwise distributable to securityholders; and

(20)

any other information as specified in the related Agreement.

In addition, within a reasonable period of time after the end of each calendar year the trustee, unless otherwise specified in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year: (a) the aggregate of amounts reported pursuant to (1) through (3), (5), (8) and (12) above for the calendar year and (b) the information specified in the related Agreement to enable securityholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual reports provided to the securityholders will not have been examined and reported upon by an independent public accountant. However, if specified in the prospectus supplement, the master servicer will provide to the trustee a report by independent public accountants with respect to the master servicer’s servicing obligations under the related Agreement. See “Servicing of Loans — Evidence as to Compliance.”

Investment of Funds

The Distribution Account, Securities Administration Account, Collection Account or Servicing Account and any other funds and accounts for a series that may be invested by the trustee, the master servicer or the servicer, can be invested only in “Eligible Investments” acceptable to each Rating Agency, which may include, without limitation:

•

direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Freddie Mac, Fannie Mae or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

•

demand and time deposits, certificates of deposit or bankers’ acceptances;

•

repurchase obligations pursuant to a written agreement with respect to any security described in the first clause above;

•

securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state;

•

commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof);

•

a guaranteed investment contract issued by an entity having a credit rating acceptable to each Rating Agency; and

•

any other demand, money market or time deposit or obligation, security or investment as would not adversely affect the then current rating by the Rating Agencies.

Funds held in a reserve fund or Subordinated Reserve Fund may be invested in certain eligible reserve fund investments which may include Eligible Investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the prospectus supplement (“Eligible Reserve Fund Investments”).

Eligible Investments or Eligible Reserve Fund Investments with respect to a series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account or the Securities Administration Account are required to be remitted to the trustee or the securities administrator, as applicable, and amounts in the Distribution Account, any Reserve Fund or the Subordinated Reserve Fund for the related series are required or may be anticipated to be required to be applied for the benefit of securityholders of the series.

If so provided in the prospectus supplement, the reinvestment income from the Subordination Reserve Fund, other Reserve Fund, Servicing Account, Collection Account, Securities Administration Account or the Distribution Account may be property of the master servicer, a servicer or the securities administrator and not available for distributions to securityholders. See “Servicing of Loans.”

Event of Default; Rights Upon Event of Default

Trust Agreement

As specified in the prospectus supplement, events of default under the trust agreement for a series of Certificates include:

•

any failure by the master servicer to remit any required payment to the trustee or the securities administrator, as the case may be, that continues unremedied for five business days (or any shorter period as is specified in the related Agreement) after the giving of written notice of the failure to the master servicer by the trustee or the securities administrator, as the case may be, for the related series;

•

any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the related Agreement that continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the securities administrator, as the case may be, or to the master servicer and the trustee by the holders of Certificates of the related series evidencing more than 50% of the aggregate voting interests, as assigned in the related Agreement, of the Certificates; and

•

certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the master servicer or servicer indicating its insolvency, reorganization or inability to pay its obligations.

So long as an Event of Default remains unremedied under the related Agreement for a series, the trustee for the related series may, and if so directed by holders of Certificates of the series evidencing more than a specified percentage of the aggregate outstanding principal amount of the Certificates for the series, shall terminate all of the rights and obligations of the master servicer under the related Agreement and in and to the Mortgage Loans (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the related Agreement which rights the master servicer will retain under all circumstances), whereupon the trustee or the securities administrator, as the case may be, will succeed to all the responsibilities, duties and liabilities of the master servicer under the related Agreement and will be entitled to reasonable servicing compensation not to exceed the Master Servicing Fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the related Agreement.

In the event that the trustee or the securities administrator, as the case may be, is unwilling or unable so to act, the trustee may appoint, or petition a court of competent jurisdiction to appoint, a housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor master servicer under the provisions of the related Agreement relating to the master servicing of the Mortgage Loans. The successor master servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Master Servicing Fee, if any, as set forth in the prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the related Agreement.

During the continuance of any event of default under the related Agreement for a series, the trustee for that series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of Certificates of that series, and holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the holders of Certificates have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee therein or thereby. Also, the trustee may decline to follow the direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders of Certificates.

No holder of a series of Certificates, solely by virtue of that holder’s status as a holder of a Certificate, will have any right under the trust agreement for the related series to institute any proceeding with respect to the trust agreement, unless that holder previously has given to the trustee for that series written notice of default and unless the holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for a specified number of days has neglected or refused to institute such a proceeding.

Indenture

As specified in the prospectus supplement, events of default under the indenture for each series of Notes generally include:

•

a default for a specified number of days in the payment of any interest or installment of principal on a Note of that series, to the extent specified in the prospectus supplement, or the default in the payment of the principal of any Note at the Note’s maturity;

•

failure to perform in any material respect any other covenant of the trust in the indenture that continues for a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

•

any failure to observe or perform any covenant or agreement of the trust, or any representation or warranty made by the trust in the indenture or in any certificate or other writing delivered pursuant or in connection with the series having been incorrect in a material respect as of the time made, and that breach is not cured within a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

•

certain events of bankruptcy, insolvency, receivership or liquidation of the trust; or

•

any other event of default provided with respect to Notes of that series.

If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to the terms of the indenture, either the trustee or the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series may declare the principal amount or, if the Notes of that series are zero coupon securities, that portion of the principal amount as may be specified in the terms of that series, of all the Notes of the series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of a specified percentage in aggregate outstanding amount of the Notes of that series.

If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding any acceleration, elect to maintain possession of the collateral securing the Notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal and interest on the Notes of that series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, unless:

•

the holders of 100% (or any other percentages specified in the indenture) of the then aggregate outstanding amount of the Notes (or certain classes of Notes) of the series consent to the sale;

•

the proceeds of the sale or liquidation are sufficient to pay in full the principal and accrued interest, due and unpaid, on the outstanding Notes of the series at the date of the sale; or

•

the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the Notes had not been declared due and payable, and the trustee obtains the consent of the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series.

As specified in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount less the amount of the discount that is unamortized.

Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a specified percentage of the then aggregate outstanding amount of the Notes of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes of the series, and the holders of a specified percentage of the then aggregate outstanding amount of the Notes of that series may, in certain cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected thereby.

The Trustee

The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of Securities will be set forth in the prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the master servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the Agreement relating to that series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee is incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement.

Duties of the Trustee

The trustee makes no representations as to the validity or sufficiency of the Agreements, the Securities or of any Primary Asset or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related Agreement, however, the trustee will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the master servicer or any securities administrator under the related Agreement.

The trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default, see “— Event of Default; Rights Upon Event of Default” above. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Resignation of Trustee

The trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within a specified number of days after giving notice of resignation, the resigning trustee or the securityholders may petition any court of competent jurisdiction for appointment of a successor trustee.

The trustee may also be removed at any time:

•

if the trustee ceases to be eligible to continue to act as trustee under the Agreement;

•

if the trustee becomes insolvent; or

•

by the securityholders of securities evidencing a specified percentage of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the depositor.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Distribution Account

The trustee will establish a separate account (the “Distribution Account”) in its name as trustee for the securityholders. The Distribution Account may be maintained as an interest bearing account, or the funds held therein may be invested, pending disbursement to securityholders of the related series in Eligible Investments or the funds may be required not to be invested, in each case pursuant to the terms of the Agreement. If specified in the prospectus supplement, the master servicer or the securities administrator will be entitled to receive as additional compensation, any interest or other income earned on funds in the Distribution Account. The trustee will deposit into the Distribution Account on the Business Day received all funds received from the master servicer or the securities administrator, as applicable, and required withdrawals from any Reserve Funds. The trustee is generally permitted from time to time to make withdrawals from the Distribution Account for each series to remove amounts deposited therein in error, to pay to the master servicer any reinvestment income on funds held in the Distribution Account to the extent it is entitled, to remit to the master servicer its Master Servicing Fee, if any, to the extent not previously withdrawn from the Collection Account, to make deposits to any Reserve Fund, to make regular distributions to the securityholders and to clear and terminate the Distribution Account.

Unless otherwise specified in the prospectus supplement, “Business Day” means a day that, in the city of New York or in the city or cities in which the corporate trust office of the trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to be closed.

The Securities Administrator

If specified in the related prospectus supplement, a securities administrator may be appointed  which will be responsible for performing certain administrative and tax functions typically performed by the trustee.  The securities administrator shall at all times be a corporation or national banking association, in each case authorized to exercise corporate trust powers.  The entity serving as securities administrator may have normal banking relationships with the depositor and the master servicer or their affiliates.  The securities administrator may also act as a master servicer or a servicer for a series of Securities.

Duties of the Securities Administrator

The securities administrator makes no representations as to the validity or sufficiency of the Agreements, the Securities or of any Primary Asset or related documents.  If no event of default (as defined in the related Agreement) has occurred, the securities administrator is required to perform only those duties specifically required of it under the Agreement.  Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the securities administrator is required to examine them to determine whether they are in the form required by the related Agreement, however, the securities administrator will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the master servicer under the related Agreement.

The securities administrator may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the securities administrator will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default; see “— Event of Default; Rights Upon Event of Default” above.  The securities administrator is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Resignation of Securities Administrator

The securities administrator may, upon written notice to the depositor, the trustee and the master servicer, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor securities administrator. If no successor securities administrator has been appointed and has accepted the appointment within a specified number of days after giving notice of resignation, the resigning securities administrator or the securityholders may petition any court of competent jurisdiction for appointment of a successor securities administrator.

The securities administrator may also be removed at any time:

•

if the securities administrator becomes bankrupt or insolvent;

•

if the securities administrator fails to observe or perform in any material respect any of the covenants or agreements contained in the related Agreement; or

•

by the securityholders of securities evidencing more than a specified percentage of the aggregate outstanding principal amount of the securities in the trust fund upon written notice to the securities administrator and the depositor.

Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

Securities Administration Account

The securities administrator will establish a separate account (the “Securities Administration Account”) in its own for the benefit of the securityholders. The Securities Administration Account will be maintained as an interest bearing account or the funds held therein may be invested, pending disbursement to securityholders of the related series in Eligible Investments or the funds may be required not to be invested, in each case pursuant to the terms of the Agreement. If specified in the prospectus supplement, the securities administrator will be entitled to receive as additional compensation, any interest or other income earned on funds in the Securities Administration Account.  The securities administrator will deposit into the Securities Administration Account on the Business Day received all funds received from the master servicer.  As further provided in the prospectus supplement, the securities administrator is permitted from time to time to make withdrawals from the Securities Administration Account for each series to remove amounts deposited therein in error, to pay to the trustee or the master servicer any reinvestment income on funds held in the Securities Administration Account to the extent the trustee or the master servicer is entitled, to reimburse itself for any amounts reimbursable under the terms of the related Agreement, to remit to the master servicer its Master Servicing Fee, if any, to the extent not previously withdrawn from the Collection Account, to make deposits to any Reserve Fund, to make regular payments to the trustee for deposit in the Distribution Account, and to clear and terminate the Securities Administration Account.

Expense Reserve Fund

If specified in the prospectus supplement relating to a series, the depositor may deposit on the related closing date of the issuance of a series in an account to be established with the trustee (the “Expense Reserve Fund”) cash or eligible investments that will be available to pay anticipated fees and expenses of the trustee or other agents. The Expense Reserve Fund for a series may also be funded over time through the deposit therein of all or a portion of cash flow, to the extent described in the prospectus supplement. The Expense Reserve Fund, if any, will not be part of the trust fund held for the benefit of the holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more Eligible Investments.

Amendment of Agreement

Unless otherwise specified in the prospectus supplement, the Agreement for each series of Securities may be amended by the parties to the Agreement, without notice to or consent of the securityholders:

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to cure any ambiguity;

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to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

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to add any other provisions with respect to matters or questions arising under the Agreement; or

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to comply with any requirements imposed by the Code;

provided that any amendment except pursuant to clause (3) above, will not adversely affect in any material respect the interests of any securityholders of the related series not consenting thereto. If provided in the Agreement, any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any securityholder if the trustee receives written confirmation from each Rating Agency rating the Securities of that series that the amendment will not cause the Rating Agency to reduce the then current rating.

As specified in the prospectus supplement, the Agreement may also be amended by the parties to the Agreement with the consent of the securityholders possessing a specified percentage of the aggregate outstanding principal amount of the Securities (or, if only certain classes are affected by the amendment, a specified percentage of the aggregate outstanding principal amount of each class affected), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of securityholders; provided, however, that no amendment may:

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reduce the amount or delay the timing of payments on any Security without the consent of the holder of that Security; or

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reduce the percentage required to consent to the amendment, without the consent of securityholders of 100% of each class of Securities affected by the amendment.

Voting Rights

The prospectus supplement may set forth a method of determining allocation of voting rights with respect to a series of Securities.

REMIC Administrator

For any Multi-Class Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be an affiliate of the depositor.

Administration Agreement

If specified in the prospectus supplement for a series of Notes, the depositor, the trust fund and an administrator specified in the prospectus supplement will enter into an administration agreement. The administrator will agree, to the extent provided in the administration agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the trust fund under the sale and collection agreement, the indenture and the deposit trust agreement. Certain additional administrative functions may be performed on behalf of the trust fund by the depositor.

Periodic Reports

The Agreement for each series of Securities will provide that the entity or entities identified in the Agreement will prepare and file certain periodic reports with the Commission and, to the extent required by law, file certifications as to the accuracy of such reports and as to other matters.

To the extent provided in the Agreement for a series of Securities, the entities or persons identified in the Agreement will be indemnified by the trust for certain liabilities associated with any such certification not resulting from their own negligence.

Termination

Trust Agreement

The obligations created by the trust agreement for a series will terminate upon the distribution to securityholders of all amounts distributable to them pursuant to the trust agreement after the earlier of:

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the later of (a) the final payment or other liquidation of the last Mortgage Loan remaining in the trust fund for the related series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any Mortgage Loan (“REO Property”); and

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the repurchase, as described below, by the master servicer from the trustee for the related series of all Mortgage Loans at that time subject to the trust agreement and all REO Property.

As specified in the prospectus supplement, the trust agreement for each series permits, but does not require, the specified entity to repurchase from the trust fund for that series all remaining Mortgage Loans at a price equal, unless otherwise specified in the prospectus supplement, to:

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100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus

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with respect to REO Property, if any, the fair market value of the REO Property only to the extent such amount does not exceed the outstanding principal balance of the related Mortgage Loan plus interest accrued thereon less any reasonably anticipated disposition costs, minus

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related unreimbursed Advances, or in the case of the Mortgage Loans, only to the extent not already reflected in the computation of the Aggregate Asset Principal Balance of the Mortgage Loans, minus

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unreimbursed expenses that are reimbursable pursuant to the terms of the trust agreement, plus

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accrued interest at the weighted average Mortgage Rate through the last day of the Due Period in which the repurchase occurs;

provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of:

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100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus accrued interest thereon at the applicable Net Mortgage Rates through the last day of the month of the repurchase; and

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the aggregate fair market value of the Mortgage Loans; plus the fair market value of any property acquired in respect of a Mortgage Loan and remaining in the trust fund.

The exercise of this right will effect early retirement of the Certificates of the series, but the master servicer’s right to so purchase is subject to the Aggregate Principal Balance of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the prospectus supplement, of the Aggregate Asset Principal Balance of the Mortgage Loans  on the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of a certain person identified therein. For each series, the trustee will give written notice of termination of the Agreement to each securityholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the prospectus supplement for a series, the depositor or another entity may effect an optional termination of the trust fund under the circumstances described in the prospectus supplement. See “Description of the Securities — Optional Termination.”

Indenture

The indenture will be discharged with respect to a series of Notes, except with respect to certain continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the Notes.

In addition, with certain limitations, the indenture may provide that the trust will be discharged from any and all obligations in respect of the Notes, except for certain administrative duties, upon the deposit with the trustee of money or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide funds in an amount sufficient to pay the principal of and each installment of interest on the Notes on the stated maturity date and any installment of interest on the Notes in accordance with the terms of the indenture and the Notes. In the event of any defeasance and discharge of Notes, holders of the Notes will be able to look only to the funds or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

Legal Aspects of Loans

The following discussion contains summaries of certain legal aspects of mortgage loans, manufactured housing loans and home improvement loans that are general in nature. Because certain of these legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the properties securing the loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

Mortgages

The Mortgage Loans (other than any Cooperative Loans and certain types of Manufactured Housing) comprising or underlying the Primary Assets for a series will be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/homeowner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee’s authority under a mortgage and the trustee’s authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Junior Mortgages; Rights of Senior Mortgages

If specified in the applicable prospectus supplement, certain Mortgage Loans included in the pool of Mortgage Loans will be secured by junior mortgages or deeds of trust that are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund (and therefore the securityholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

The standard form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In those states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While a future advance clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to the intervening junior mortgages or deeds of trust and other liens. Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Cooperative Loans

If specified in the prospectus supplement, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations’ buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Cooperative Loans are not secured by liens on real estate. The “owner” of a cooperative apartment does not own the real estate constituting the apartment, but owns shares of stock in a corporation that holds title to the building in which the apartment is located, and by virtue of owning the stock is entitled to a proprietary lease or occupancy agreement to occupy the specific apartment. A Cooperative Loan is a loan secured by a lien on the shares and an assignment of the lease or occupancy agreement. If the borrower defaults on a Cooperative Loan, the lender’s remedies are similar to the remedies that apply to a foreclosure of a leasehold mortgage or deed of trust, in that the lender can foreclose the loan and assume ownership of the shares and of the borrower’s rights as lessee under the related proprietary lease or occupancy agreement. Typically, the lender and the cooperative housing corporation enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the borrower on its obligations under the lease or occupancy agreement.

A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, is also responsible for meeting these mortgage and rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing the tenant-stockholder’s pro rata share of the Cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See “ — Realizing Upon Cooperative Loan Security” below.

There are certain risks that arise as a result of the cooperative form of ownership that differentiate Cooperative Loans from other types of Mortgage Loans. For example, the power of the board of directors of most cooperative housing corporations to reject a proposed purchaser of a unit owner’s shares (and prevent the sale of an apartment) for any reason (other than reasons based upon unlawful discrimination), or for no reason, significantly reduces the universe of potential purchasers in the event of a foreclosure. Moreover, in buildings where the “sponsor” (i.e., the owner of the unsold shares in the corporation) holds a significant number of unsold interests in apartments, cooperative apartment owners run a special risk that the sponsor may go into default on its proprietary leases or occupancy agreements, and thereby cause a default under the underlying mortgage loan to the cooperative housing corporation that is secured by a mortgage on the building. In this case, the unit owners may be forced to make up any shortfall in income to the cooperative housing corporation resulting from the sponsor’s default or risk losing their apartments in a foreclosure proceeding brought by the holder of the mortgage on the building. Not only would the value attributable to the right to occupy a particular apartment be adversely affected by the occurrence, but the foreclosure of a mortgage on the building in which the apartment is located could result in a total loss of the shareholder’s equity in the building and right to occupy the apartment (and a corresponding loss of the lender’s security for its Cooperative Loan).

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder” (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections  163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which these items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under the section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that the failure would be permitted to continue over a period of years appears remote.

Foreclosure on Mortgages

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court’s equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor’s default was neither willful nor in bad faith or the mortgagee’s action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct sufficient to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than reasonably equivalent value or fair consideration and the sale occurred while the mortgagor was insolvent or insufficiently capitalized and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee generally being precluded from pursuing both at the same time.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where it is available. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Realizing Upon Cooperative Loan Security

The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the Cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative’s right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the “UCC”) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “— Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a mortgage secured by the cooperative building itself, where the building was converted from a rental building to a building owned by a cooperative, under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elect to remain in the building but who did not purchase shares in the cooperative when the building was so converted. In addition, all cooperative units that were previously rent controlled or rent stabilized may convert to their prior state of rent-controlled or rent-stabilized apartments.

Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

In addition to the statutory prohibitions on deficiency judgments, certain Mortgage Loans in the trust fund may, by their terms, prohibit recourse to the borrower in the event proceeds from foreclosure or other liquidation are insufficient to satisfy the debt. These Mortgage Loans may also not require payments of principal and interest until maturity, thereby increasing the likelihood that a deficiency will exist.

Cooperative Loans

Generally, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Leases and Rents

Multifamily mortgage loan transactions often provide for an assignment of the leases and rents pursuant to which the borrower typically assigns its right, title and interest, as landlord under each lease and the income derived therefrom, to the lender while either obtaining a license to collect rents for so long as there is no default or providing for the direct payment to the lender. Local law, however, may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents under the lease.

Federal Bankruptcy and Other Laws Affecting Creditors’ Rights

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Servicemembers Civil Relief Act, as amended (the “Servicemembers Civil Relief Act”), and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Thus, the Bankruptcy Code will delay or interfere with the enforcement of the secured lender’s rights in respect of a defaulted loan. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 rehabilitative plan under the Bankruptcy Code to cure a monetary default with respect to a loan on a debtor’s residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor’s Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor.

In a case under the Bankruptcy Code, the lender is precluded from foreclosing its security interest without authorization from the bankruptcy court. The lender’s lien will be limited in amount to the value of the lender’s interest in the collateral as of the date of the bankruptcy, and the trustee in bankruptcy (including the debtor in possession) can recover from the collateral at the expense of the secured lender the costs or expenses of preserving or disposing of such collateral to the extent of any benefit to the secured lender. The secured creditor is entitled to the value of its security plus post-petition interest, attorney’s fees and costs only to the extent the value of the security exceeds the debt. However, if the value of the collateral is less than the debt, then the lender does not receive post-petition interest, attorney’s fees or costs. Further, in a Chapter 11 case under the Bankruptcy Code, the loan term may be extended, the interest rate may be adjusted to market rates, the lien may be transferred to other collateral, and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, Home Ownership and Equity Protection Act of 1994 and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Federal Bankruptcy Laws Relating to Mortgage Loans Secured by Multifamily Property

Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in- possession rejects an executory contract or an unexpired lease, rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, if the mortgagor is the other party or parties to the executory contract or unexpired lease, such as a lessor under a lease, the mortgagor would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for damages from the termination of a lease of real property will be limited to the sum of (1) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the lender repossessed, or the lessee surrendered, the leased property, and (2) any unpaid rent due under the lease, without acceleration, on the earlier of these dates.

Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Under Section 365(f) of the Bankruptcy Code, if a trustee assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a mortgagor under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee or a mortgagor, as applicable.

Under Sections  363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of the sale.

Servicemembers Civil Relief Act

Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service called to active duty:

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are entitled to have interest rates reduced and capped at 6% per annum (and all interest in excess of 6% per annum forgiven), on obligations (including Mortgage Loans and Manufactured Home Loans) incurred prior to the commencement of military service for the duration of active duty status;

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may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on the obligations entered into prior to military service; and

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may have the maturity of the obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of active duty status.

However, the benefits listed above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with the obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower’s obligation to repay amounts otherwise due on a Mortgage Loan or Manufactured Home Loan included in a Trust for a series is relieved pursuant to the Servicemembers Civil Relief Act, neither the servicer, the master servicer nor the trustee will be required to advance the amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of the related series.

As specified in the prospectus supplement, any shortfalls in interest collections on Mortgage Loans included in a Trust for a series resulting from application of the Servicemembers Civil Relief Act will be allocated to each class of securities of the related series that is entitled to receive interest in respect of the Mortgage Loans or Manufactured Home Loans in proportion to the interest that each class of Securities would have otherwise been entitled to receive in respect of such Mortgage Loans had such interest shortfall not occurred.

In addition to the Servicemembers Civil Relief Act, state laws such as the California Military and Veterans Code, as amended, provide similar relief for members of the military and neither the servicer, the master servicer nor the trustee will be required to advance amounts for any reductions due to application of such laws and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of the related series.

Environmental Considerations

Real property pledged as security to a lender may be subject to potential environmental risks  Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan.  In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Under the laws of certain states where Mortgaged Properties may be located, the owner’s failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by the state.  In several states such lien has priority over the lien of an existing mortgage against such property.  Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

Under some circumstances, cleanup costs, or the obligation to take remedial actions, can be imposed on a secured party such as the trustee.  Under the laws of some states and under CERCLA, current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property.  Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of “owner” or “operator;” consequently, such laws often specifically exclude such a secured lender from the definitions of “owner” or “operator”, provided that the lender does not participate in the management of the facility.

Whether actions taken by a secured creditor would constitute such participation in the management of a facility or property, so that the lender loses the protection of the secured creditor exclusion, would be determined on a case by case basis, depending on the actions of the particular lender.  Under amendments to CERCLA enacted in 1996, known as the “Asset Conservation Act,” a lender must actually participate in the operational affairs of the property or the borrower, in order to be deemed to have “participated in the management of the facility.”  The Asset Conservation Act also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations.  Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices or assumes day-to-day management of all operational functions of the secured property.

It should be noted that the secured creditor exclusion does not govern liability for cleanup costs under state law or under federal laws other than CERCLA.  CERCLA’s jurisdiction extends to the investigation and remediation of releases of “hazardous substances.”  The definition of “hazardous substances” under CERCLA specifically excludes petroleum products.  Under federal law, the operation and management of underground petroleum storage tanks (excluding heating oil) is governed by Subtitle I of the Resource Conservation and Recovery Act (“RCRA”).  Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks.  However, liability for cleanup of petroleum contamination will most likely be governed by state law, which may not provide any specific protection for secured creditors or alternatively, may not impose liability on secured creditors.

Unless otherwise stated in the applicable prospectus supplement, the Seller will represent, as of the applicable date described in such prospectus supplement, that either (1) to the best of its knowledge no Mortgaged Property securing a Multifamily or Mixed Use Mortgage Loan is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, such Mortgaged Property or which would subject the owner or operator of such Mortgaged Property or a lender secured by such Mortgaged Property to liability under applicable law, and there are no liens which relate to the existence of any clean-up of a hazardous substance (and to the best of its knowledge no circumstances are existing that under law would give rise to any such lien) affecting the Mortgaged Property that are or may be liens prior to or on a parity with the lien of the related mortgage, or (2) an Environmental Policy is in effect with respect to each affected Mortgaged Property.  In many cases the agreements will provide that the servicers, acting on behalf of the trustee, may not acquire title to a Mortgaged Property or take over its operation if such servicer has notice or knowledge of toxic or hazardous substances on such property unless such servicer has determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (1) the Mortgaged Property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (2) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any hazardous substances are present for which such action would be required, taking such actions with respect to the affected Mortgaged Property is in the best economic interest of securityholders.  Such requirements effectively preclude enforcement of the security for the related mortgage Note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that the trust will become liable for any environmental conditions affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan.  However, there can be no assurance that any environmental assessment obtained by a servicer will detect all possible environmental conditions or that the other requirements of the agreements, even if fully observed by the servicers will in fact insulate the trust from liability for environmental conditions.

If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment-proof.  Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the loan documents.  Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see “— Anti-Deficiency Legislation and Other Limitations on Lenders” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

Due-on-Sale Clauses in Mortgage Loans

Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender’s prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St. Germain Act”) generally preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. As a result, due-on-sale clauses have become enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to mortgage loans that were:

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originated or assumed during the “window period” under the Garn-St. Germain Act which ended in all cases not later than October  15, 1982; and

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originated by lenders other than national banks, federal savings institutions and federal credit unions.

Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states — Arizona, Michigan, Minnesota, New Mexico and Utah — have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

Enforceability of Prepayment Charges, Late Payment Fees and Debt-Acceleration Clauses

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Some of the Multifamily and Mixed Use Mortgage Loans included in a trust will include a “debt-acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower.  The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices.  The courts of any state, however, may refuse to permit foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.  Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting such defaulted payments.

Equitable Limitations on Remedies

In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment premium or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March  31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April  1, 1983, a state law, or by certifying that the voters of that state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April  1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

The depositor has been advised by counsel that a court interpreting Title V would hold that residential Mortgage Loans related to a series originated on or after January  1, 1980, are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the residential Mortgage Loans, any such limitation under the state’s usury law would not apply to the residential Mortgage Loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans originated after the date of the state action will be eligible as Primary Assets if the Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to January  1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

Multifamily and Mixed Use Loans

The market value of any multifamily or mixed use property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the dwelling units, the sale price, the value of any alternative uses, or such other factors as are considered by the originator.  Because a default on a multifamily loan or mixed use loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated.  To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit enhancement, a loss may be experienced.  With respect to multifamily property consisting of an apartment building owned by a Cooperative, the Cooperative’s ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders.  Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders.  The Cooperative’s ability to pay the principal balance of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan.  The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage.

In most states, hotel and motel room rates are considered accounts receivable under the UCC.  Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel.  In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection.  Mortgage Loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse.  A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates.  However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower without a hearing or the lender’s consent, or unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use.

Leases and Rents

Some of the Multifamily and Mixed Use Mortgage Loans are secured by an assignment of leases (each, a “lease”) and rents of one or more lessees (each, a “lessee”), either through a separate document of assignment or as incorporated in the mortgage.  Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation.  The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan.  Failure to properly perfect the lender’s interest in rents may result in the loss of a substantial pool of funds that otherwise could serve as a source of repayment for the loan.  In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents.  Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents.  Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession.  Such risks include liability for environmental clean-up costs and other risks inherent to property ownership.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Default Interest and Limitations on Prepayment

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made.  They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge.  In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.  Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

Secondary Financing; Due-on-Encumbrance Provisions

Some mortgage loans secured by mixed use property or multifamily property do not restrict secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans.  Some mortgage loans secured by mixed use property or multifamily property preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property) or may require the consent of the senior lender to any second or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances.  Unless otherwise specified in the applicable prospectus supplement, the related agreement will provide that if any mortgage loan contains a provision in the nature of a due-on-encumbrance clause, which by its terms: (1) provides that such mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related mortgaged property; or (2) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related mortgaged property, then for so long as such mortgage loan is included in the applicable trust, the applicable servicer, on behalf of the trustee, will be requested to exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such mortgage loan to (x) accelerate the payments thereon, or (y) withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the agreements.

Where the borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subject to additional risk.  First, the borrower may have difficulty servicing and repaying multiple loans.  Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender.  For example, if the borrower and the senior lender agree to an increase in the principal balance of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened.  Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender.  Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

Mortgaged properties are subject to compliance with various federal, state and local statutes and regulations.  Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property that could, together with the possibility of limited alternative uses for a particular mortgaged property, result in a failure to realize the full principal balance of the related mortgage loan.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent “readily achievable.”  In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and useable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person.  In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.  Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing secured party who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Personal Property

The equipment securing a franchise loan generally is considered personal property.  The creation and enforcement of liens on personal property generally are governed by the UCC as adopted in the applicable jurisdiction.  To the extent that personal property has been pledged to secure a loan, the security interest is generally perfected by the filing of financing statements and by subsequent filing of continuation statements as required.  If a trustee or servicer fails to file any necessary continuation statement, another creditor’s security interest in the related property could have priority over the security interest of the related trust.

Repossession of personal property is governed by state law and is subject to certain limitations.  Some states require that the borrower be given a period of time prescribed by statute before repossession may commence.

Adjustable Interest Rate Loans

ARMs originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate “alternative mortgage instruments” (including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October  15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Certain states have taken this type of action.

The depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARMs that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

Manufactured Home Loans

Security Interests in the Manufactured Homes

Law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in Manufactured Homes may be perfected either by notation of the secured party’s lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or a servicer may effect a notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a Manufactured Home Loan is registered. In the event the notation or delivery is not effected or the security interest is not filed in accordance with the applicable law (for example, is filed under a motor vehicle title statute rather than under the UCC, in a few states), a first priority security interest in the Manufactured Home securing a Manufactured Home Loan may not be obtained.

As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that Manufactured Homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the Manufactured Home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

Manufactured Home Loans typically contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the lender or its assignee. With respect to a series of Securities evidencing interests in a trust fund that includes Manufactured Home Loans and as described in the prospectus supplement, the depositor may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If the real estate filings are not made and if any of the foregoing events were to occur, the only recourse of the securityholders would be against the depositor pursuant to its repurchase obligation for breach of warranties. A PMBS Agreement pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will generally have substantially similar requirements for perfection of a security interest.

In general, upon an assignment of a Manufactured Home Loan, the certificate of title relating to the Manufactured Home will not be amended to identify the assignee as the new secured party. In most states, an assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor’s rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the assignor.

Relocation of a Manufactured Home

In the event that the owner of a Manufactured Home moves the home to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after relocation and thereafter only if and after the owner reregisters the Manufactured Home in the state. If the owner were to relocate a Manufactured Home to another state and not reregister the Manufactured Home in the state, and if steps are not taken to reperfect the trustee’s security interest in the state, the security interest in the Manufactured Home would cease to be perfected.

A majority of states generally require surrender of a certificate of title to reregister a Manufactured Home; accordingly, possession of the certificate of title to the Manufactured Home must be surrendered or, in the case of Manufactured Homes registered in states that provide for notation of lien, the notice of surrender must be given to any person whose security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the owner of the Manufactured Home Loan would have the opportunity to reperfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, reregistration could defeat perfection.

In the ordinary course of servicing the Manufactured Home Loans, the servicer will be required to take steps to effect reperfection upon receipt of notice of reregistration or information from the borrower as to relocation. Similarly, when a borrower under a Manufactured Home Loan sells the related Manufactured Home, the trustee must surrender possession of the certificate of title or the trustee will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Manufactured Home Loan before release of the lien. Under the Agreements, the depositor is obligated to take these steps, at the servicer’s expense, as are necessary to maintain perfection of security interests in the Manufactured Homes. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will impose substantially similar requirements.

Intervening Liens

Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Manufactured Home Loan. However, the liens could arise at any time during the term of a Manufactured Home Loan. No notice will be given to the trustee or securityholders in the event a lien arises. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will contain substantially similar requirements.

Enforcement of Security Interests in Manufactured Homes

So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Manufactured Home Loan by voluntary surrender, by “self-help” repossession that is “peaceful” (i.e., without breach of the peace) or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Manufactured Home Loan must give the debtor a number of days’ notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before the resale. In the event of repossession and resale of a Manufactured Home, the holder of a Manufactured Home Loan would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the borrower.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a borrower for any deficiency on repossession and resale of the Manufactured Home securing the borrower’s loan. However, some states impose prohibitions or limitations on deficiency judgments. See “— Anti-Deficiency Legislation and Other Limitations on Lenders” above.

Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. See “— Anti-Deficiency Legislation and Other Limitations on Lenders — Federal Bankruptcy and Other Laws Affecting Creditors’ Rights” and “— Equitable Limitations on Remedies” above.

Consumer Protection Laws

The so-called “Holder-In-Due-Course” rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the borrower thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the borrower could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Manufactured Home Loan; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Manufactured Home Loan, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Manufactured Home Loan.

Transfers of Manufactured Homes; Enforceability of “Due-on-Sale” Clauses

Loans and installment sale contracts relating to a Manufactured Home Loan typically prohibit the sale or transfer of the related Manufactured Homes without the consent of the lender and permit the acceleration of the maturity of the Manufactured Home Loans by the lender upon any the sale or transfer for which no the consent is granted.

In the case of a transfer of a Manufactured Home, the lender’s ability to accelerate the maturity of the related Manufactured Home Loan will depend on the enforceability under state law of the “due-on-sale” clause. The Garn-St. Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of “due-on-sale” clauses applicable to the Manufactured Homes. See “— Due-On-Sale Clauses in Mortgage Loans” above. With respect to any Manufactured Home Loan secured by a Manufactured Home occupied by the borrower, the ability to accelerate will not apply to those types of transfers discussed in “Due-On-Sale Clauses in Mortgage Loans” above. FHA Term Loans and VA Loans are not permitted to contain “due-on-sale” clauses, and so are freely assumable.

Applicability of Usury Laws

Title V provides that, subject to the following conditions, state usury limitations will not apply to any loan that is secured by a first lien on certain kinds of Manufactured Homes. The Manufactured Home Loans would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. See “— Applicability of Usury Laws” above.

The Home Improvement Loans

General

The Home Improvement Loans, other than those Home Improvement Loans that are unsecured or secured by mortgages on real estate generally are “chattel paper” or constitute “purchase money security interests” each as defined in the UCC.  Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper.  Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee.  In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts.  Generally, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee.  Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee’s interest in the contracts could be defeated.

Security Interests in Home Improvements

The contracts that are secured by the home improvements financed thereby grant to the originator of such contracts a purchase money security interest in such home improvements to secure all or part of the purchase price of such home improvements and related services.  A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods.  Such purchase money security interests are assignable.  In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral.  However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in such home improvement must generally be perfected by a timely fixture filing.  In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land.  Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest in Home Improvements

So long as the home improvement has not become subject to the real estate law, the description under “—Manufactured Home Loans – Enforcement of Security Interests in Manufactured Homes” is generally applicable to home improvements.

Consumer Protection Laws

The description under “—Manufactured Home Loans – Consumer Protection Laws” above. is generally applicable to home improvements.

Applicability of Usury Laws

The description under “—Manufactured Home Loans – Consumer Protection Laws” is generally applicable to home improvements.

Installment Contracts

The Loans may also consist of installment contracts.  Under an installment contract the seller, or lender, retains legal title to the property and enters into an agreement with the purchaser, or borrower, for the payment of the purchase price, plus interest, over the term of the contract.  Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser.  As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms.  The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer’s equitable interest in the property is forfeited.  In that situation, the lender does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession.  In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property.  However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture.  Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right.  In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.

Nevertheless, generally speaking, the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Yield, Prepayment and Maturity Considerations

Payment Delays

With respect to any series, a period of time will elapse between receipt of payments or distributions on the Primary Assets and the Distribution Date on which the payments or distributions are paid to securityholders. This delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The prospectus supplement will set forth an example of the timing of receipts and the distribution of collections to securityholders, so that the impact of this delay can be understood.

Principal Prepayments

With respect to a series for which the Primary Assets consist of Loans, when a Loan prepays in full, the borrower will generally be required to pay interest on the amount of the prepayment only to the prepayment date. In addition, the prepayment may not be required to be paid to securityholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest that would otherwise be available for distributions on the Securities. Therefore, the yield that would be obtained if interest continued to accrue on the Loan until the principal prepayment is paid to securityholders, is effectively reduced. To the extent specified in the prospectus supplement, this effect on yield may be mitigated by, among other things, an adjustment to the Master Servicing Fee or Servicing Fee otherwise payable to the master servicer or servicer, respectively, with respect to prepaid Loans. Further, if the Interest Rate on a class of Securities in a series is based upon a weighted average of the interest rates on the Loans comprising or underlying the Primary Assets, interest on these Securities may be paid or accrued in the future at a rate lower than the initial interest rate, to the extent that Loans bearing higher rates of interest are prepaid more quickly than Loans bearing lower rates of interest. See “Servicing of Loans — Advances and Other Payments, and Limitations Thereon.”

Timing of Reduction of Principal Amount

A Multi-Class Series may provide that, for purposes of calculating interest distributions, the principal amount of the Securities is deemed reduced as of a date prior to the Distribution Date on which principal thereon is actually distributed. Consequently, the amount of interest accrued during any interest accrual period, as specified in the prospectus supplement, will be less than the amount that would have accrued on the actual principal amount of the Securities outstanding. The effect of these provisions is to produce a lower yield on the Securities than would be obtained if interest were to accrue on the Securities on the actual unpaid principal amount of the Securities to each Distribution Date. The prospectus supplement will specify the time at which the principal amounts of the Securities are determined or are deemed reduced for purposes of calculating interest distributions on Securities of a Multi-Class Series.

Interest or Principal Weighted Securities

If a class of Securities consists of Interest Weighted Securities or Principal Weighted Securities, a lower rate of principal prepayments than anticipated will negatively affect yield to investors in Principal Weighted Securities, and a higher rate of principal prepayments than anticipated will negatively affect yield to investors in Interest Weighted Securities. The prospectus supplement will include a table showing the effect of various levels of prepayment on yields on these types of Securities. The tables will illustrate the sensitivity of yields to various prepayment rates and will not purport to predict, or provide information enabling investors to predict, yields or prepayment rates.

Certain Derivative Instruments

In order to protect certain Securities from shortfalls in interest payments, the trust fund may enter into derivative instruments.  The prospectus supplement will specify the terms and conditions of any interest rate swap agreements, interest rate cap contracts, currency swaps, currency options or other yield supplement agreements as well as identifying any derivative counterparty.  Any derivative instruments will provide only temporary, limited protection against upward movements in the applicable Index, and, to the limited extent described in the prospectus supplement, will generally diminish the amount of interest rate or basis risk shortfalls associated with the mismatch between the weighted average interest rate of Loans that have a fixed interest rate and the variable rate Index applicable to the related Securities during the applicable period the related derivative instrument is in effect.  Any such amounts that are received by the Trust Fund may not be sufficient to pay interest shortfalls on the Securities.

In addition, in the case of a swap agreement, any net swap payment payable to the applicable swap counterparty under the terms of such swap agreement may reduce amounts available for payment on the Securities, and may reduce payments of interest on the Securities.  If the rate of prepayments on the Loans is faster than anticipated, the swap notional balance on which payments due under such swap agreement are calculated may exceed the total principal balance of the Loans, thereby increasing the relative proportion of interest collections on the Loans that must be applied to make swap payments to the swap counterparty.  Therefore, the combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on any Securities covered by a swap agreement.  See “Derivatives.”

Final Scheduled Distribution Date

The prospectus supplement will specify the Final Scheduled Distribution Date or Maturity Date for each class of a Multi-Class Series. The Maturity Date for each class of Notes is the date on which the principal of the class of Notes will be fully paid. The Final Scheduled Distribution Date for each class of Certificates is the date on which the entire aggregate principal balance of the class will be reduced to zero. These calculations will be based on the assumptions described in the prospectus supplement. Because prepayments on the Loans underlying or comprising the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual maturity of the class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to the Certificates, as a result of delinquencies, defaults and liquidations of the assets in the trust fund, the actual final distribution date of any Certificate may occur later than its Final Scheduled Distribution Date.

Prepayments and Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of the security will be repaid to the investor. The weighted average life of the Securities of a series will be influenced by the rate at which principal on the Loans comprising or underlying the Primary Assets for the Securities is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes prepayments, in whole or in part, and liquidations due to default).

The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans comprising or underlying the Primary Assets for a series, those Loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those Loans. It should be noted that the Loans comprising or underlying the Primary Assets for a series may have different interest rates, and the stated pass-through or interest rate of certain Primary Assets or the Interest Rate on the Securities may be a number of percentage points less than interest rates on the Loans. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans comprising or underlying the Primary Assets. If any Loans comprising or underlying the Primary Assets for a series have actual terms-to-stated maturity less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more classes of the series may be fully paid prior to their respective stated maturities.

Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model, each as described below.

CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans underlying or comprising the Primary Assets. Thus, it is likely that prepayment of any Loans comprising or underlying the Primary Assets for any series will not conform to the FHA Prepayment Experience or to any level of CPR or SPA.

The prospectus supplement for each Multi-Class Series will describe the prepayment standard or model used to prepare any illustrative tables setting forth the weighted average life of each class of that series under a given set of prepayment assumptions. The prospectus supplement will also describe the percentage of the initial principal balance of each class of a series that would be outstanding on specified Distribution Dates for the series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the Loans comprising or underlying the related Primary Assets are made at rates corresponding to various percentages of CPR or SPA or at such other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities or prepayment rates of the Loans comprising or underlying the related Primary Assets.

Other Factors Affecting Weighted Average Life

Type of Loan

Mortgage Loans secured by Multifamily Properties may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loan. ARMs, Bi-Weekly Loans, GEM Loans, GPM Loans or Buy-Down Loans comprising or underlying the Primary Assets may experience a rate of principal prepayments that is different from the principal prepayment rate for ARMs, Bi-Weekly Loans, GEM Loans and GPM Loans included in any other mortgage pool or from Conventional fixed rate Loans or from other adjustable rate or graduated equity mortgages having different characteristics. There can be no assurance as to the respective rates of prepayment of these Loans in either stable or changing interest rate environments.

In the case of a Negatively Amortizing ARM, if interest rates rise without a simultaneous increase in the related Scheduled Payment, negative amortization may result or Deferred Interest may arise. However, borrowers may pay amounts in addition to their Scheduled Payments in order to avoid negative amortization and to increase tax deductible interest payments.

To the extent that any of Mortgage Loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of the Mortgage Loan and a smaller portion of the Scheduled Payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of the Mortgage Loans will increase.

In a declining interest rate environment, the portion of each Scheduled Payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Mortgage Loan, thereby resulting in accelerated amortization of the ARM. Any such acceleration in amortization of the principal balance of any Negatively Amortizing ARM will shorten the weighted average life of the Mortgage Loan. The application of partial prepayments to reduce the outstanding principal balance of a Negatively Amortizing ARM will tend to reduce the weighted average life of the Mortgage Loan and will adversely affect the yield to holders who purchased their Securities at a premium, if any, and holders of classes of Interest Weighted Securities. The pooling of Negatively Amortizing ARMs having Rate Adjustment Dates in different months, together with different initial Mortgage Rates, Lifetime Mortgage Rate Caps, Minimum Mortgage Rates and stated maturity dates, could result in some Negatively Amortizing ARMs that comprise or underlie the Primary Assets experiencing negative amortization while the amortization of other Negatively Amortizing ARMs may be accelerated.

If the Loans comprising or underlying the Primary Assets for a series include ARMs that permit the borrower to convert to a long-term fixed interest rate loan, the servicer or PMBS Servicer, as applicable, may, if specified in the prospectus supplement, be obligated to repurchase any Loan so converted. Any such conversion and repurchase would reduce the average weighted life of the Securities of the related series.

A GEM Loan provides for scheduled annual increases in the borrower’s Scheduled Payment. Because the additional portion of the Scheduled Payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date. The prepayment experience with respect to Manufactured Home Loans will generally not correspond to the prepayment experience on other types of housing loans. Even though some Manufactured Home Loans may be FHA Term Loans, no statistics similar to those describing the FHA experience above are available with respect to Manufactured Home Loans.

In the case of Mortgage Loans that do not require the borrowers to make payments of principal or interest until the occurrence of certain maturity events, the Mortgage Loans will generate enough cash to pay interest and principal on the Securities of the related series only if specified maturity events occur with sufficient frequency and relative regularity. There can be no assurance regarding the rate and timing of the occurrence of maturity events with respect to these Mortgage Loans.

Foreclosures and Payment Plans

The number of foreclosures and the principal amount of the Loans comprising or underlying the Primary Assets that are foreclosed in relation to the number of Loans that are repaid in accordance with their terms will affect the weighted average life of the Loans comprising or underlying the Primary Assets and that of the related series of Securities. Servicing decisions made with respect to the Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Loans. In particular, the return to holders of Securities who purchased their Securities at a premium, if any, and the return on a class of Interest Weighted Securities may be adversely affected by servicing policies and decisions relating to foreclosures.

Due on Sale Clauses

The acceleration of repayment as a result of certain transfers of the Mortgaged Property is another factor affecting prepayment rates, and is a factor that is not reflected in the FHA experience. While each of the Mortgage Loans included in the FHA statistics is assumable by a purchaser of the underlying mortgaged property, the Loans constituting or underlying the Primary Assets may include “due-on-sale” clauses. Except as otherwise described in the prospectus supplement for a series, the PMBS Servicer of Loans underlying Private Mortgage-Backed Securities and the servicer of Loans constituting the Primary Assets for a series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any “due-on-sale” clause applicable to the related Loan under the circumstances and in the manner it enforces due-on-sale clauses with respect to other similar loans in its portfolio. FHA Term Loans and VA Loans are not permitted to contain “due-on-sale” clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the Mortgaged Property is generally sold and the loans prepaid, even though, by their terms, the loans are not “due-on-sale” and could have been assumed by new buyers.

Optional Termination

If specified in the prospectus supplement, any designated entity may cause an early termination of the trust fund by repurchasing the remaining Primary Assets in the Trust Fund, or may purchase Securities of certain classes. See “Description of the Securities — Optional Termination.”

Material Federal Income Tax Considerations

The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion has been prepared with the advice of McKee Nelson LLP, Dechert LLP and Heller Ehrman LLP, each as special counsel to the depositor.  This discussion is based on authorities currently in effect, all of which are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

This discussion is directed solely to Security Owners that purchase securities at issuance and hold them as “capital assets” within the meaning of Section 1221 of the Code. The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

In addition, this discussion does not address the state, local, foreign or other tax consequences of the purchase, ownership and disposition of securities. We encourage you to consult your own tax advisor in determining the state, local, foreign and other tax consequences of the purchase, ownership and disposition of securities. Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

In this discussion, when we use the term:

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“Security Owner,” we mean any person holding a beneficial ownership interest in securities;

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“Code,” we mean the Internal Revenue Code of 1986, as amended;

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“IRS,” we mean the Internal Revenue Service;

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“AFR,” we mean the applicable federal rate, which is an average of then prevailing yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

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“Foreign Person,” we mean any person other than a U.S. Person; and

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“U.S. Person,” we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August  20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

Types of Securities

This discussion addresses the following four types of securities:

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REMIC certificates;

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exchangeable securities;

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notes issued by a trust, including a trust for which an election to treat such entity as a “real estate investment trust” within the meaning of Section 856(a) of the Code (a “REIT”) has been made;

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trust certificates issued by trusts for which a REMIC election is not made; and

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securities that comprise an interest in one of the foregoing and an interest in other property such as a notional principal contract (“Stapled Securities”).

The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities. The discussions under “— Special Tax Attributes,” “— Backup Withholding” and “— Reportable Transactions” below address all types of securities.

REMIC Certificates Generally

With respect to each series of REMIC certificates, McKee Nelson LLP, Dechert LLP or Heller Ehrman LLP (“Company Counsel”) will deliver its opinion that, assuming compliance with all provisions of the related trust agreement and related documents, the related trust will comprise one or more “REMICs” within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be “regular interests” or “residual interests” in a REMIC within the meaning set out in Section 860G(a) of the Code. The prospectus supplement for REMIC certificates will identify the regular interests and residual interest in the REMIC.

A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. In this discussion, we refer to a REMIC certificate representing a regular interest in a REMIC as a “REMIC regular certificate.” REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of securities treated as debt instruments, including REMIC regular certificates, is discussed under “— Taxation of Securities Treated as Debt Instruments” below. You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

In this discussion, we refer to a REMIC certificate representing a residual interest in a REMIC as a “REMIC residual certificate” and the owner of a beneficial interest in a REMIC residual certificate as a “Residual Owner.” The tax treatment of REMIC residual certificates is discussed under “— REMIC Residual Certificates” below.

A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions. In general, a “prohibited transaction” means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects “net income from foreclosure property” to tax at the highest corporate rate. We do not anticipate that any REMIC with respect to which we will offer certificates will engage in any such transactions or receive any such income.

If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described under “— Special Tax Attributes” below. In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity’s income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

Stapled Securities

As provided in the applicable prospectus supplement, a security may represent both: (a) the ownership of a REMIC regular interest, an exchangeable security, a note, a trust certificate, or a partner certificate; and (b) an interest in a notional principal contract.

With respect to a REMIC, for example, this can occur if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In such a case, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an “outside reserve fund”). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

Among other requirements, the holder of a Stapled Security must allocate its purchase price for such security between its components.  See the applicable prospectus supplement for further information.

Exchangeable Securities Generally

Each class of exchangeable securities will represent beneficial ownership of one or more interests in one or more REMIC certificates.  The prospectus supplement will specify whether each class of exchangeable securities represents a proportionate or disproportionate interest in each underlying REMIC certificate.  The exchangeable securities will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code.  The tax treatment of exchangeable securities is discussed under “—Exchangeable Securities”  below.

Issuance of Notes Generally

For each issuance of notes by a trust that does not make a REMIC election, Company Counsel will deliver its opinion that, assuming compliance with the trust agreement and related documents, the notes will constitute debt instruments for federal income tax purposes. Generally, no regulations, published rulings or judicial decisions exist that definitively characterize for federal income tax purposes securities with terms substantially the same as the notes. The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes. The tax treatment of securities treated as debt instruments is discussed under “— Taxation of Securities Treated as Debt Instruments” below. If, contrary to the opinion of Company Counsel, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under “— Taxation of Securities Treated as Debt Instruments.”

With respect to certain trusts that issue notes, an election may be made to treat the trust as a REIT. In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code. The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

Classification of Trust Certificates Generally

With respect to each series of trust certificates for which no REMIC election is made, Company Counsel will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a “Grantor Trust” and to the certificates issued by the trust as “Grantor Trust Certificates”); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as “Partner Certificates”). The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes. The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions. For a discussion of the tax treatment of Grantor Trust Certificates, see “— Grantor Trust Certificates” below, and for a discussion of the tax treatment of Partner Certificates, see “— Partner Certificates” below.

Taxation of Securities Treated as Debt Instruments

When we refer to “Debt Securities” in the discussion that follows, we mean (i) REMIC regular certificates and (ii) notes issued by a trust that does not make a REMIC election. This discussion is based in part on the regulations applicable to original issue discount (the “OID Regulations”) and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities. To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the method described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Prospective investors are encouraged to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount with respect to Debt Securities.

Interest Income and OID

Debt Securities may be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code (“OID”). A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price and such excess is more than a de minimis amount. Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below. A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate (“Qualified Stated Interest”). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood.  Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an “accrual class”), or a class the interest on which is substantially disproportionate to its principal amount (a “super-premium class”).

To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular certificates, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner’s method of tax accounting. If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security’s stated redemption price at maturity. Qualified Stated Interest payable on a REMIC regular certificate must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the “PAC Method”). Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust’s assets.

For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust’s assets. The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust’s assets actually will occur.

Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust’s assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security. It is possible, although not certain, that a Security Owner might be permitted to recognize a loss in such a situation to the extent the Security Owner’s basis in the Debt Security exceeds the maximum amount of payments that it could ever receive with respect to that Debt Security.  However, such a loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Debt Securities that are interest-only classes or super-premium classes, because they can have negative yields if the underlying loans held by the trust prepay more quickly than anticipated.

Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of (i) the total amount of the de minimis OID and (ii) a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the Debt Security.

Variable Rate Securities

Debt Securities may provide for interest based on a variable rate. The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under “— Interest Income and OID” above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security. It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class.  OID reportable for any period will be adjusted based on subsequent changes in the applicable Index.

Acquisition Premium

If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an “acquisition premium” as that term is defined in Section 1272(a)(7) of the Code. The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium. Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security. Security Owners should be aware that this fixed fraction method will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security’s stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

Market Discount

If a purchaser acquires a Debt Security at a price that is less than its outstanding principal amount (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a “market discount bond”). If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i) 0.25 percent, (ii) the stated redemption price at maturity of the Debt Security and (iii) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See “— Interest Income and OID” above.

Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we encourage prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

Amortizable Bond Premium

A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under Section 171 of the Code. If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner’s income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

Non-Pro Rata Securities

A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a “non-pro rata security”). In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole. Prospective investors are encouraged to consult their tax advisors as to this treatment.

Election to Treat All Interest as OID

The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a “constant yield election”). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner’s acquisition would apply. If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above. Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.

Treatment of Losses

Security Owners that own REMIC regular certificates, or in the case of Debt Securities for which a REMIC election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust’s assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectability until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code. As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

Although not entirely clear, it appears that: (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security’s partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security’s complete worthlessness. Security Owners are encouraged to consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

Sale or Other Disposition

If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner’s adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner’s cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security’s stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest (but not accrued OID previously included in income) and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

Gain from the sale of a REMIC regular certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner’s income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner’s income.

Foreign Persons

Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered “portfolio interest” and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (ii) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the “withholding agent”) with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) or other appropriate form. If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or other appropriate form provided by the Foreign Person that owns the Debt Security.  If the information shown on Form W-8BEN or other appropriate form changes, a new Form W-8BEN or other appropriate form must be filed. If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

Information Reporting

Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under “— Market Discount” above.

Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

Exchangeable Securities

Exchangeable Securities Representing Proportionate Interests in Two or More REMIC Certificates

The prospectus supplement will specify whether an exchangeable security represents beneficial ownership of a proportionate interest in each REMIC certificate corresponding to that exchangeable security.  Each beneficial owner of such an exchangeable security should account for its ownership interest in each REMIC certificate underlying that exchangeable security as described under “—Types of Securities—REMIC Certificates Generally.”  If a beneficial owner of an exchangeable security acquires an interest in two or more underlying REMIC certificates other than in an exchange described under “Description of the Securities—Exchangeable Securities” in this prospectus, the beneficial owner must allocate its cost to acquire that exchangeable security among the related underlying REMIC certificates in proportion to their relative fair market values at the time of acquisition.  When such a beneficial owner sells the exchangeable security, the owner must allocate the sale proceeds among the underlying REMIC certificates in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies.  Under this rule, if an exchangeable security represents beneficial ownership of two or more REMIC certificates, those REMIC certificates could be treated as a single debt instrument for OID purposes.  In addition, if the two or more REMIC certificates underlying an exchangeable security were aggregated for OID purposes and a beneficial owner of an exchangeable security were to (i) exchange that exchangeable security for multiple exchangeable certificates, each of which relates to a single related underlying REMIC certificate, (ii) sell one of those exchangeable securities and (iii) retain one or more of the remaining related exchangeable securities, the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Section 1286 of the Code.  Under Section 1286 of the Code, a beneficial owner of an exchangeable security that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original exchangeable security between the related underlying REMIC certificates sold and the related REMIC certificates retained in proportion to their relative fair market values as of the date of the stripping transaction.  The beneficial owner then must recognize gain or loss on the exchangeable securities relating to the REMIC certificates sold using its basis allocable to those exchangeable securities.  Also, the beneficial owner then must treat the REMIC certificates underlying the exchangeable securities retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those exchangeable securities.  Accordingly, the beneficial owner must accrue interest and OID with respect to the exchangeable securities retained based on the beneficial owner’s basis in those exchangeable securities.

As a result, when compared to treating each REMIC certificate underlying an exchangeable security as a separate debt instrument, aggregating the REMIC certificates underlying an exchangeable security could affect the timing and character of income recognized by a beneficial owner of an exchangeable security.  Moreover, if Section 1286 were to apply to a beneficial owner of an exchangeable security, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee.  Because it may not be clear whether the aggregation rule in the OID Regulations applies to the exchangeable securities and due to the trustee’s lack of information necessary to report computations that might be required by Section 1286 of the Code, the trustee will treat each REMIC certificate underlying an exchangeable security as a separate debt instrument for information reporting purposes.  Prospective investors should note that, if the two or more REMIC certificates underlying an exchangeable security were aggregated, the timing of accruals of OID applicable to an exchangeable security could be different than that reported to holders and the IRS.  Prospective investors are encouraged to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC certificates underlying the exchangeable securities should be aggregated for OID purposes.

Exchangeable Securities Representing Disproportionate Interests in REMIC Certificates

The prospectus supplement will specify whether an exchangeable security represents beneficial ownership of a disproportionate interest in the REMIC certificate corresponding to that exchangeable security.  The tax consequences to a beneficial owner of an exchangeable security of this type will be determined under Section 1286 of the Code, except as discussed below.  Under Section 1286, a beneficial owner of an exchangeable security will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying REMIC certificates.  If an exchangeable security entitles the holder to payments of principal and interest on an underlying REMIC certificate, the IRS could contend that the exchangeable security should be treated (i) as an interest in the underlying REMIC certificate to the extent that the exchangeable security represents an equal pro rata portion of principal and interest on the underlying REMIC certificate, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments.  For purposes of information reporting, however, each exchangeable security will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

Under Section 1286, each beneficial owner of an exchangeable security must treat the exchangeable security as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it.  The stated redemption price at maturity for an exchangeable security is determined in the same manner as described with respect to REMIC certificates under “—Taxation of Securities Treated as Debt Instruments.”

If the exchangeable security has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income.  Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a REMIC certificate under “—Taxation of Securities Treated as Debt Instruments.”  A beneficial owner, however, determines its yield to maturity based on its purchase price.  For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the exchangeable security is acquired or would be the prepayment assumption for the underlying REMIC certificates.

In light of the application of Section 1286, a beneficial owner of an exchangeable security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption.  The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee.  Accordingly, any information reporting provided by the trustee with respect to the exchangeable securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates.  Prospective investors therefore should be aware that the timing of accruals of OID applicable to an exchangeable security generally will be different than that reported to holders and the IRS.  Prospective investors are encouraged to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of Section 1286 of the Code also apply if (i) a beneficial owner holds exchangeable securities relating to a single REMIC certificate, (ii) the beneficial owner sells some, but not all, of the exchangeable securities, and (iii) the combination of retained exchangeable securities.  As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC certificates between the part of the REMIC certificates underlying the exchangeable securities sold and the part of the REMIC certificates underlying the exchangeable securities retained in proportion to their relative fair market values.  Section 1286 of the Code treats the beneficial owner as purchasing the exchangeable securities retained for the amount of the basis allocated to the retained  exchangeable securities, and the beneficial owner must then accrue any OID with respect to the retained exchangeable securities as described above.  Section 1286 does not apply, however, if a beneficial owner exchanges exchangeable securities for the related exchangeable securities and retains all the exchangeable securities, see “—Treatment of Exchanges” below.

Upon the sale of an exchangeable security, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the exchangeable security.  The owner’s adjusted basis generally is equal to the owner’s cost of the exchangeable security (or portion of the cost of REMIC certificates allocable to the exchangeable security), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium.  If the beneficial owner holds the exchangeable security as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—Taxation of Securities Treated as Debt Instruments.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under “—Treatment of Exchanges” below) a combination of exchangeable securities that may be exchanged for one or more exchangeable certificates providing for payments on principal and interest matching that of the underlying REMIC certificates, the owner should be treated as owning the underlying REMIC certificates, in which case Section 1286 would not apply.  If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each exchangeable security should be treated as a separate debt instrument.  We encourage you to consult your tax advisors regarding the proper treatment of exchangeable securities in this regard.

It is not clear whether exchangeable securities subject to Section 1286 of the Code will be treated as assets described in Section 7701(a)(19)(C) of the Code or as “real estate assets” under Section 856(c)(5)(B) of the Code.  In addition, it is not clear whether the interest or OID derived from such an exchangeable security will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code.  We encourage you to consult your tax advisors regarding the proper treatment of exchangeable securities under these provisions of the Code.

Treatment of Exchanges

If a beneficial owner of one or more exchangeable securities exchanges them for the related exchangeable securities or certificates in the manner described under “Description of the Securities—Exchangeable Securities” in this prospectus, the exchange will not be taxable.  In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related exchangeable securities that it owned immediately prior to the exchange.

REMIC Residual Certificates

If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under “— Basis Rules and Distributions” below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner. The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss. Income derived from a REMIC residual certificate will be “portfolio income” for purposes of Section 469 of the Code governing passive loss limitations.

Taxable Income or Net Loss of the REMIC

Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting. There are, however, certain modifications. First, a deduction is allowed for accruals of interest and OID on the REMIC regular certificates issued by the REMIC. Second, market discount will be included in income as it accrues, based on a constant yield to maturity method. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account. Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees. See, however, “— Pass Through of Certain Expenses” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter. For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

Pass Through of Certain Expenses

A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections  67 and 68 of the Code.  See “— Grantor Trust Certificates — Trust Expenses” below for a discussion of the limitations of Sections  67 and 68 of the Code.  Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC. In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.
Excess Inclusions

Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC’s taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate. If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions. The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

For Residual Owners, an excess inclusion may not be offset by deductions, losses or loss carryovers. Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner’s excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner’s excess inclusions for the year. Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

Taxable Income May Exceed Distributions

In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year. The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under “— Excess Inclusions” above. The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC certificates, may have a significant adverse effect upon a Residual Owner’s after-tax rate of return.

Basis Rules and Distributions

A Residual Owner’s adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (i) the daily portions of REMIC net loss taken into account by the Residual Owner and (ii) distributions made by the REMIC to the Residual Owner.

A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner’s adjusted basis in the REMIC residual certificate immediately before the distribution. The distribution will reduce the Residual Owner’s adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the Residual Owner’s adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate. See “— Sales of REMIC Residual Certificates” below.

A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner’s adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate. See “— Sales of REMIC Residual Certificates.”

Sales of REMIC Residual Certificates

If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.  If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

Inducement Fees

The IRS recently issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest (“inducement fees”).  The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States.  The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Certificate.

Disqualified Organizations

If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see “— Taxation of Securities Treated as Debt Instruments — Interest Income and OID,” for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the trust agreement. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The trust agreement for each series of REMIC certificates will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity (1) such holder’s social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a “pass through entity” means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity. Moreover, in the case of any “electing large partnership,” within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income. The exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

Noneconomic REMIC Residual Certificates

A transfer of a “noneconomic” REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust. See “— Taxation of Securities Treated as Debt Instruments — Interest Income and OID,” for a discussion concerning prepayment assumptions.

All transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related trust agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

Treasury regulations contain a safe harbor under which a transfer of a noneconomic residual is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor:

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the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due;

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the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the residual interest the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due;

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the transferee must represent that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer; and

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either (i) the present value (computed based upon a statutory discount rate) of the anticipated tax liabilities associated with holding the residual interest must be no greater than the present value of the sum of any consideration given to the transferee to acquire the interest, the anticipated distributions on the interest and the anticipated tax savings associated with holding the interest, or (ii) the transferee must be a domestic taxable C corporation that meets certain asset tests and that agrees that any subsequent transfer of the interest will satisfy the same safe harbor provision and be to a domestic taxable C corporation.

Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The final regulations contain additional detail regarding their application, and we encourage you to consult your own tax advisor regarding the application of the safe harbor to a transfer of a REMIC residual certificate before acquiring one.

Restrictions on Transfers of Residual Certificates to Foreign Persons

Transfers to a Foreign Person of REMIC residual certificates that have tax avoidance potential are disregarded for all federal income tax purposes. If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate. The trust agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

Foreign Persons

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Owners may qualify as “portfolio interest,” subject to the conditions described in “— Taxation of Securities Treated as Debt Instruments — Foreign Persons” above, but only to the extent that (i) the mortgage loans were issued after July  18, 1984, and (ii) the trust fund to which the REMIC residual certificate relates consists of obligations issued in “registered form” within the meaning of Section 163 (f)(1) of the Code.  Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form. Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “— Excess Inclusions” above. If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply.  Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates. If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt Securities that have OID.  See “— Restrictions on Transfers of Residual Certificates to Foreign Persons” above concerning the disregard of certain transfers having “tax avoidance potential.” Potential investors who are Foreign Persons are encouraged to consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual certificates.

Administrative Provisions

The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC’s returns. Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The trustee or the securities administrator will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC’s residual interest. If the Code or applicable Treasury regulations do not permit the trustee or the securities administrator to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC’s tax affairs, although other holders of the REMIC residual certificates of the same series would be able to participate in those proceedings in appropriate circumstances.

Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC’s return if the holder owns 100 percent of the REMIC residual certificates for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC’s return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC taxable Income or Net Loss Allocation. Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence.  Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see “— Pass Through of Certain Expenses” above) allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC’s assets meeting the qualified asset tests described under “— Special Tax Attributes — REMIC Certificates” below.

Mark-to-Market Rules

Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

Grantor Trust Certificates

For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust: “Standard Certificates” and “Stripped Certificates.” Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

Classification of Stripped Certificates

There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate. First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped Certificates. Second, if the seller, depositor or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates. Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

Taxation of Stripped Certificates

Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the “Stripped Bond Rules”). Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. A beneficial owner of a Stripped Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments.

Generally, if a taxpayer acquires an interest in “stripped coupons” or “stripped bonds,” the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid. As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument. The tax consequences of holding a debt instrument are discussed generally under “— Taxation of Securities Treated as Debt Instruments” above.

Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments. Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under “— Taxation of Securities Treated as Debt Instruments — Interest Income and OID,” and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under “— Taxation of Securities Treated as Debt Instruments — Information Reporting.” Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt. We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under “— Taxation of Standard Certificates” below. In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner’s recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner’s Stripped Certificate. While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust. Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period. The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under “— Trust Expenses” below, subject to the limitation described therein.

Purchase of More Than One Class of Stripped Certificates

When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Taxation of Standard Certificates

For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust. As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate. Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner’s method of accounting. In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust’s assets. Those losses would be deductible generally only as described under “— Taxation of Securities Treated as Debt Instruments — Treatment of Losses” above.

For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

Trust Expenses

Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust’s expenses, as described above. Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust’s assets and paid directly its share of the servicing and related fees and expenses. Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust. In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor’s adjusted gross income. In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over $139,500 ($69,750 in the case of a married individual filing a separate return) (in each case, the figures shown are for 2003 and will be adjusted for inflation), and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year. As a result of the limitations set forth in Sections  67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates. In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

Sales of Grantor Trust Certificates

If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner’s adjusted tax basis in the Grantor Trust Certificate. Such tax basis will equal the Security Owner’s cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income. See “— Taxation of Securities Treated as Debt Instruments — Sale or Other Disposition.” Any remaining gain or any loss will be capital gain or loss. Capital losses generally may be used only to offset capital gains.

Trust Reporting

Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns. The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

Foreign Persons

The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities. See the discussion of the tax and withholding rules under “— Taxation of Securities Treated as Debt Instruments — Foreign Persons.”

Partner Certificates

If a trust or a portion of a trust is classified as a partnership for federal income tax purposes, the trust or a portion of the trust will not be subject to an entity level federal income tax. In the discussion that follows, we mean the term “trust” to refer either to a trust or to a portion thereof, as the context would indicate.

Pursuant to the terms of the applicable trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates. Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust’s income for the taxable year of the trust that ends with or within the Security Owner’s taxable year. The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

Security Owner’s Distributive Share

The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in Section 703(a)(2) of the Code are not allowed. The trustee will allocate that taxable income among the Partner Certificates. The method of allocation will be described in the applicable prospectus supplement.

A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under “— Grantor Trust Certificates — Trust Expenses” above. Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

Distributions

A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner’s adjusted basis in the Partner Certificate. If the amount of cash distributed exceeds a Security Owner’s basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate. If, upon receipt of a cash distribution in liquidation of a Security Owner’s interest in the trust, the Security Owner’s adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

A Security Owner’s adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution. The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

Sale or Exchange of a Partner Certificate

If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner’s adjusted basis in the Partner Certificate at the time of sale. Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

Section 708 Terminations

Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners. The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners. If the Partner Certificates are Book Entry Certificates, the trust most likely will not be able to monitor whether the termination provisions of Section 708 of the Code apply due to lack of information concerning the transfer of interests in the trust.

Section 754 Election

If a Security Owner were to sell its Partner Certificate at a profit (loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller. The trust’s adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code. To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement. As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a “substantial built-in loss” immediately after a transfer of a partner’s interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect.  This new provision does not apply to a “securitization partnership.”  The applicable prospectus supplement will address whether any partnership in which a Partner Certificate represents an interest will constitute a securitization partnership for this purpose.

Foreign Persons

Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

Information Reporting

Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust. The trust will report each Security Owner’s allocable share of the trust’s items of income and expense to the Security Owner and to the IRS on Schedules K-1. The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates. Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates. In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates. The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year. Brokers and nominees who fail to provide the information may be subject to penalties. However, a clearing agency registered under Section 17A of the Exchange Act is not required to furnish that information statement to the trust.

Administrative Matters

Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment also could result in an audit of a beneficial owner’s returns and adjustments of items not related to the income and losses of the partnership.

Special Tax Attributes

In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

REMIC Certificates

REMIC certificates held by a domestic building and loan association will constitute “regular or residual interests in a REMIC” within the meaning of Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x). If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC certificates in that REMIC will so qualify.

In addition, REMIC certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of “real estate assets,” then the portion of the REMIC certificates that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets. Similarly, income on the REMIC certificates will be treated as “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

REMIC regular certificates also will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMICs within the periods required by the Code.

The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the “SBJPA of 1996”) repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of “qualifying real property loans” in former Section 593(d) of the Code for taxable years beginning after December  31, 1995. The requirements in the SBJPA of 1996 that these institutions must “recapture” a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in “residential loans” under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs (“Tiered REMICs”) for federal income tax purposes. Solely for purposes of determining whether the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

As described above, certain REMIC regular certificates will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement. See “— Types of Securities — REMIC Certificates Generally” above. Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

Non-REMIC Debt Securities

Debt Securities that are not REMIC regular certificates and that are owned by domestic building and loan associations and other thrift institutions will not be considered “loans secured by an interest in real property” or “qualifying real property loans.” Moreover, such Debt Securities owned by a REIT will not be treated as “real estate assets” nor will interest on the Debt Securities be considered “interest on obligations secured by mortgages on real property.” In addition, such Debt Securities will not be “qualified mortgages” for REMICs.

Grantor Trust Certificates

Standard Certificates held by a domestic building and loan association will constitute “loans secured by interests in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates. We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

Partner Certificates

For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the REIT’s capital interest in the issuer.

Backup Withholding

Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax at a rate of up to 31% under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient’s federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

Reportable Transactions

 Recent legislation imposes a penalty on a taxpayer that fails to disclose a “reportable transaction.”  The IRS has issued guidance defining the term “reportable transaction” for this purpose.  Although a description of that term is beyond the scope of this summary, a reportable transaction includes a transaction that meets requirements outlined in the IRS guidance and that involves:

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a sale or exchange of a security resulting in a loss in excess of (i) $10 million in any single year or $20 million in any combination of years in the case of a security held by a corporation or a partnership with only corporate partners or (ii) $2 million in any single year or $4 million in any combination of years in the case of a security held by any other partnership or an S corporation, trust or individual;

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a significant difference between the U.S. federal income tax reporting for an item from the transaction and its treatment for book purposes (generally under U.S. generally accepted accounting principles); or

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any other characteristic described by the IRS.

A taxpayer discloses a reportable transaction by filing IRS Form 8886 with its federal income tax return.  The penalty for failing to disclose a reportable transaction is $10,000 in the case of a natural person and $50,000 in any other case.  Prospective investors in the securities are encouraged to consult their own tax advisors concerning any possible disclosure obligations with respect to their ownership or disposition of a security in light of their particular circumstances.

State and Local Tax Considerations

In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

For example, a REMIC or non-REMIC trust may be characterized as a corporation, a partnership or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust. We encourage potential investors to consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code (“Plans”) and on persons who are fiduciaries for those Plans. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Therefore, assets of these plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that are qualified and exempt from taxation under Sections  401(a) and 501(a) of the Code, however, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections  406 and 407 of ERISA and Section 4975 of the Code.

A Plan’s investment in Securities may cause the Primary Assets and other assets included in a related trust fund to be deemed Plan assets. The United States Department of Labor (“DOL”) has issued regulations set forth at 29 C.F.R. Section 2510.3-101 (the “DOL Regulations”) which provide that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “benefit plan investors” (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan’s investment in the entity) is not “significant,” both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be “significant” on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the Securities are treated as equity interests for purposes of the DOL Regulations, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any class of Securities is held by benefit plan investors.

Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the Primary Assets and other assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a “fiduciary” of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Primary Assets and other assets included in a trust fund constitute plan assets, certain activities involved in the operation of the trust fund may constitute or involve prohibited servicing, sales or exchanges of property or extensions of credit transactions under ERISA and the Code.

The Underwriter Exemption

The DOL issued an individual exemption to Lehman Brothers Inc.’s predecessor in interest, Shearson Lehman Hutton Inc. (Prohibited Transaction Exemption (“PTE”) 91-14 et al.; 56 Fed. Reg. 7413 (1991) as most recently amended and restated by PTE 2002-41, 67 Fed. Reg. 54487 (2002)) (the “Exemption”) that generally exempts from the application of the prohibited transaction provisions of Sections  406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Sections  4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase (in both the initial offering and secondary market), sale and holding of Securities underwritten by an underwriter, as defined below, that (1) represent a beneficial ownership interest in the assets of an issuer which is a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in or issued by the issuing entity, provided that certain conditions set forth in the Exemption are satisfied.

For purposes of this Section “ERISA Considerations,” the term “underwriter” will include (a) Lehman Brothers Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of Securities.

Among the general conditions that must be satisfied for exemptive relief under the Exemption are:

(1)

The acquisition of Securities by a Plan must be on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

(2)

The Securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories (four, in a Designated Transaction) by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch Ratings (“Fitch”) (each, a “Rating Agency”);

(3)

In the case of a transaction described in the Exemption as a designated transaction (a “Designated Transaction”), in which the investment pool contains only certain types of assets such as the Primary Assets which are fully secured, the Exemption covers subordinated Securities issued by the trust fund in such transaction which are rated in one of the four highest generic rating categories by a Rating Agency. The Exemption also applies to Securities backed by residential and home equity loans that are less than fully secured, provided that (1) the rights and interests evidenced by the Securities are not subordinated to the rights and interests evidenced by the other securities of the trust fund, (2) the Securities are rated in either of the two highest generic rating categories by a Rating Agency and (3) any loan included in the investment pool is secured by collateral whose fair market value on the closing date of the transaction is at least equal to 80% of the sum of (a) the outstanding principal balance due under the loan which is held by the trust fund and (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral;

(4)

Assets of the type included in a particular trust fund have been included in other investment pools and securities evidencing interests in such other pools have been both (i) rated in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories by a Rating Agency and (ii) been purchased by investors other than Plans for at least one year prior to a Plan’s acquisition of Securities in reliance on the Exemption;

(5)

The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

(6)

The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuing entity must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person’s services under the related Agreement and reimbursement of that person’s reasonable expenses in connection therewith;

(7)

The Plan investing in the Securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act; and

(8)

For certain types of issuers, the documents establishing the issuing entity and governing the transaction must contain provisions intended to protect the assets of the issuing entity from creditors of the depositor.

The rating of a Security may change. If the rating of a Security declines below the lowest permitted rating, the Security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Security when the Security had a permitted rating would not be required by the Exemption to dispose of it). Consequently, only Plan investors that are insurance company general accounts would be permitted to purchase the Securities in such circumstances pursuant to Section I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60.

The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust fund subject to certain conditions. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted trust fund asset if it:

(1)

is an “eligible Swap;”

(2)

is with an “eligible counterparty;”

(3)

is purchased by a “qualified plan investor;”

(4)

meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap;” and

(5)

permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

An “eligible Swap” is one which:

a.  is denominated in U.S. dollars;

b.  pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available Index, with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”);

c.  has a notional amount that does not exceed either: (i) the principal balance of the class of Securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by Primary Assets (“Allowable Notional Amount”);

d.  is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”);

e.  has a final termination date that is either the earlier of the date on which the issuing entity terminates or the related class of Securities are fully repaid; and

f.  does not incorporate any provision that could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the Securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the Securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of Securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Securities and such fiduciary is either:

a.  a “qualified professional asset manager” (“QPAM”) under PTCE 84-14;

b.  an “in-house asset manager” under PTCE 96-23; or

c.  has total assets (both Plan and non-Plan) under management of at least $100  million at the time the Securities are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of Securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the pooling and servicing agreement:

a.  obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

b.  cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Securities with a term of more than one year).

In the event that the servicer fails to meet these obligations, Plan securityholders must be notified in the immediately following periodic report, which is provided to securityholders, but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Securities held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the Securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

a.  obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

b.  cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

c.  terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS Agreement”). If the EYS Agreement has a notional principal amount and/or is written on an ISDA form, the EYS Agreement may only be held as an asset of the trust fund with respect to Securities purchased by Plans if it meets the following conditions:

a.  it is denominated in U.S. dollars;

b.  it pays an Allowable Interest Rate;

c.  it is not Leveraged;

d.  it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

e.  it is entered into between the trust fund and an eligible counterparty; and

f.  it has an Allowable Notional Amount.

The Exemption permits transactions using a Pre-Funding Account whereby a portion of the Primary Assets are transferred to the trust fund within a specified period following the closing date (“DOL Pre-Funding Period”) instead of requiring that all such Primary Assets be either identified or transferred on or before the closing date, provided that the DOL Pre-Funding Period generally ends no later than three months or 90 days after the closing date, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Securities being offered generally does not exceed twenty-five percent (25%) and certain other conditions set forth in the Exemption are satisfied.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections  406(a) and 407(a) of ERISA (as well as the related excise taxes imposed by Section 4975 of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans and the servicing, management and operation of the trust fund. A fiduciary of a Plan contemplating purchasing a Security should make its own determination that the general conditions set forth above will be satisfied for that Security.

The Exemption also may provide an exemption from the restrictions imposed by Sections  406(a) and 407 of ERISA, and the excise taxes imposed by Section 4975 of the Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a “party in interest” with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan’s ownership of Securities.

The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections  406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Section 4975 of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust fund; (2) the Plan’s investment in each class of Securities does not exceed 25% of all of the Securities of that class outstanding at the time of the acquisition; (3) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of Securities in connection with their initial issuance, at least 50% of each class of Securities in which Plans have invested and at least 50% of the aggregate interest in the issuing entity is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan. An “Excluded Plan” is one that is sponsored by a member of the “Restricted Group,” which consists of the trustee, each underwriter, any insurer of the issuing entity, the depositor, each servicer, any obligor with respect to obligations included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuing entity on the date of the initial issuance of Securities, each counterparty in any eligible swap transactions and any affiliate of any such persons.

However, no exemption is provided from the restrictions of Sections  406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

Additional Considerations for Securities which are Notes

Without regard to whether Securities are treated as equity interests for purposes of the DOL Regulations, because any of the depositor, the trustee, any underwriter, the issuing entity or any of their affiliates might be considered or might become Parties in Interest with respect to a Plan, the acquisition or holding of Securities which are considered debt without substantial equity features by or on behalf of that Plan could be considered to give rise to both direct and indirect prohibited transactions within the meaning of ERISA and the Code, unless one or more statutory, regulatory or administrative exemptions are applicable. Included among such exemptions are: the Exemption, PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager,” PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain “in-house” asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided may not necessarily cover all acts that might be construed as prohibited transactions.

Additional Fiduciary Considerations

The depositor, the master servicer, the servicer, the trustee or any underwriter may be the sponsor of, or investment advisor with respect to, one or more Plans. Because these parties may receive certain benefits in connection with the sale of Securities, the purchase of Securities using Plan assets over which any of these parties has investment discretion or management authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Securities should not be purchased using the assets of any Plan if any of the depositor, the master servicer, any servicer, the trustee or any underwriter or any of their affiliates has investment discretion or management authority for those assets, or is an employer maintaining or contributing to the Plan, if such acquisition would constitute a non-exempt prohibited transaction.

Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary that proposes to cause a Plan to purchase Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement for a series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the Securities offered thereby.

Any Plan fiduciary considering whether to purchase a Security on behalf of a Plan should consult with its counsel regarding the application of the DOL Regulations and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

The sale of Securities to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

Legal Investment Considerations

The prospectus supplement for each series of Securities will specify which, if any, of the classes of Offered Securities will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Classes of Securities that qualify as “mortgage related securities” will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of these entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to “mortgage related securities,” the Securities will constitute legal investments for entities subject to this legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October  4, 1991 deadline.

SMMEA also amended the legal investment authority of federally-chartered depository institution as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. §24 (Seventh), subject in each case to any regulations the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (“NCUA”) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA’s regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), (whether or not the class of Securities under consideration for purchase constitutes a “mortgage related security”).

All depository institutions considering an investment in the Securities (whether or not the class of securities under consideration for purchase constitutes a “mortgage related security” should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators) (the “Policy Statement”), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including “mortgage related securities” that are “high-risk mortgage securities” as defined in the Policy Statement. According to the Policy Statement, “high-risk mortgage securities” include securities such as the Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a “high-risk mortgage security,” and whether the purchase (or retention) of the product would be consistent with the Policy Statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but no limited to, “prudent investor” provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not “interest bearing” or “income paying.”

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor’s assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for these investors.

Accounting Considerations

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of mortgage-backed securities.  Accounting standards, and the application and interpretation of such standards, are subject to change from time to time.  Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the Offered Securities of any series.

Legal Matters

Certain legal matters in connection with the Offered Securities will be passed upon for the depositor and for the Underwriters, and the material federal income tax consequences of the Securities will be passed upon for the depositor, by McKee Nelson LLP, Washington, D.C., by Dechert LLP, New York, New York or by Heller Ehrman LLP, Seattle, Washington, as specified in the prospectus supplement for each series of Securities.

Use of Proceeds

The depositor will apply all or substantially all of the net proceeds from the sale of each series offered hereby and by the prospectus supplement to purchase the Primary Assets, to repay indebtedness that has been incurred to obtain funds to acquire the Primary Assets, to establish the Reserve Funds, if any, for the series and to pay costs of structuring and issuing the Securities. The expenses incurred by the depositor which are payable from net proceeds will be disclosed under “Underwriters” in the related prospectus supplement.  If specified in the prospectus supplement, Securities may be exchanged by the depositor for Primary Assets. Unless otherwise specified in the prospectus supplement, the Primary Assets for each series of Securities will be acquired by the depositor either directly, or through one or more affiliates that will have acquired the Primary Assets from time to time either in the open market or in privately negotiated transactions.

Plan of Distribution

Each series of Securities offered hereby and by means of the prospectus supplements may be offered through any one or more of the following: Lehman Brothers Inc., an affiliate of the depositor; underwriting syndicates represented by Lehman Brothers Inc.; any originator of Loans underlying a series; or underwriters, agents or dealers selected by the originator (collectively, the “Underwriters”); or any series of Securities or class within a series offered hereby and by means of the prospectus supplements may be included as Private Mortgage-Backed Securities in another series of Securities offered hereby or as underlying securities in another series of asset-backed securities issued by an affiliate of the depositor or Lehman Brothers Inc.  The prospectus supplement with respect to each series of Securities will set forth the terms of the offering of the series of Securities and each class within the series, including the name or names of the Underwriters (if known), the proceeds to the depositor (if any), and including either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or commissions allowed or reallowed to certain dealers, or the method by which the prices at which the Underwriters will sell the Securities will be determined.

The Underwriters may or may not be obligated to purchase all of the Securities of a series described in the prospectus supplement with respect to the series if any Securities are purchased. The Securities may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

As to any series of Securities backed by residential mortgage loan participation interests, the distribution of those Securities will be effected in accordance with Rule 190(a) or 190(c) under the Securities Act.

If so indicated in the prospectus supplement, the depositor will authorize Underwriters or other persons acting as the depositor’s agents to solicit offers by certain institutions to purchase the Securities from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases these institutions must be approved by the depositor. The obligation of any purchaser under the contract will be subject to the condition that the purchase of the offered Securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The Underwriters and any other agents will not have any responsibility in respect of the validity or performance of the contracts.

The depositor may also sell the Securities offered hereby and by means of the prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect the transactions by selling Securities to or through dealers and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of Securities for whom they may act as agents.

The place and time of delivery for each series of Securities offered hereby and by means of the prospectus supplement will be set forth in the prospectus supplement with respect to the series.

In the ordinary course of business, Lehman Brothers Inc. or other Underwriters, or their respective affiliates, may engage in various securities and financing transactions, including loans or repurchase agreements to provide interim financing of mortgage loans pending the sale of the mortgage loans or interests therein, including the Securities.

If any series of Securities includes another series or class of Securities offered hereby as Private Mortgage-Backed Securities, the prospectus supplement for such series will identify the underwriters of those Private Mortgage-Backed Securities as underwriters of such series and will describe the plan of distribution for those Private Mortgage-Backed Securities.  The prospectus for those Private Mortgage-Backed Securities will be delivered simultaneously with the delivery of the prospectus relating to the series in which they are included.

Static Pool Information

Static pool information with respect to the Sponsor’s prior securitized pools, to the extent material, will be available online at an Internet website address specified in the applicable prospectus supplement.  In addition, to the extent material, static pool information with respect to the prior securitized pools, presented by pool, or the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, will be similarly available, if specified in the applicable prospectus supplement.  The static pool information related to a trust fund will include information, to the extent material, relating to:

•

payment delinquencies of the mortgage loans;

•

cumulative losses with respect to the mortgage loans; and

•

prepayments of the mortgage loans,

in each case presented in periodic increments.

In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided.  This information may include, among other things (in each case by pool or vintage year):  the number of securitized mortgage loans or of originated or purchased mortgage loans; the original pool balance for each securitized pool or the total original balance of the originated or purchased mortgage loans; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average and minimum and maximum credit score; the product type(s); the loan purposes; the weighted average Loan-to-Value Ratio; the distribution of mortgage loans by Mortgage Rate; and information regarding the geographic distribution of the mortgage loans.

Static pool information is not deemed part of this prospectus or of the Registration Statement of which the prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established by the depositor or any other party before January 1, 2006, (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006 or (c) in the case of any information regarding the mortgage loans in any trust fund established on or after January 1, 2006, information regarding those mortgage loans for periods before January 1, 2006.

Static pool information made available via an Internet web site in connection with an offering of securities of any series will remain available on that web site for at least five years following commencement of the offering.

Additional Information

The depositor has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Securities.  This prospectus, which forms a part of the Registration Statement, omits certain information contained in the Registration Statement pursuant to the Rules and Regulations of the Commission.  The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549.

Copies of these materials can also be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the Internet at “http://www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Seller has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore these materials should be available by logging onto the Commission’s Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

Copies of the most recent Fannie Mae Prospectus for Fannie Mae certificates and Fannie Mae’s annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 ((202) 752-7115). Fannie Mae also maintains a site on the Internet at http:///www.fanniemae.com at which users can view certain information, including Fannie Mae Prospectuses. The depositor did not participate in the preparation of Fannie Mae’s Prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac’s most recent Information Statement and Information Statement Supplement and any quarterly report made available by Freddie Mac can be obtained by writing or calling the Investor Inquiry department of Freddie Mac at 1551 Park Run Drive, Mailstop D5B, McLean, Virginia 22102-3110 (outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington, D.C. metropolitan area, telephone (571) 382-4000). Freddie Mac also maintains a site on the Internet at http:///www.freddiemac.com at which users can view certain information, including Freddie Mac Offering Circulars. The depositor did not participate in the preparation of Freddie Mac’s Offering Circular, Information Statement or any supplement thereto or any quarterly report thereof and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

Incorporation of Certain Documents by Reference

All documents filed by current report on Form 8-K by or on behalf of the trust fund referred to in the accompanying prospectus supplement with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and prior to the termination of any offering of the Securities issued by the trust fund will be incorporated by reference in this prospectus and will be deemed to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained herein (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the Corporate Trust Office of the trustee specified in the accompanying prospectus supplement.

Reports to Securityholders

Periodic and annual reports concerning the related trust fund are required under the Agreements to be forwarded to securityholders. Unless otherwise specified in the prospectus supplement, the reports will not be examined and reported on by an independent public accountant. See “The Agreements — Reports to Securityholders.”

Index of Principal Terms

Defined Term

Page

1986 Act

157

Accretion Directed Securities

37

accrual class

158

Accrual Securities

37

ADA

145

Adjustable Rate Mortgages

49

AFR

154

Agency Certificates

45

Aggregate Asset Principal Balance

41

Agreements

118

Allowable Interest Rate

181

Allowable Notional Amount

181

Appraised Value

49

ARMs

49

Asset Conservation Act

140

Asset Group

38

Asset Principal Balance

41

Assistance Loans

45

Aurora

72

Bank

72

bankruptcy bond

115

Bankruptcy Code

104

basis risk shortfalls

38

Beneficial Owner

44

Bi-Weekly Loans

47

Book-Entry Securities

38

Business Day

127

Buydown

112

Buy-Down Amounts

94

Buy-Down Fund

94

Buy-Down Loans

94

Buy-Down Period

94

Cash Program

63

CERCLA

56

Certificates

37

Clearstream

44

CMT

50

Code

154

CODI

50

COFI

50

Collection Account

91

Commission

188

Company Counsel

155

Component Securities

37

Compound Value

40

Condominium

47

Condominium Association

70

Condominium Building

70

Condominium Loans

47

Condominium Unit

47

constant yield election

161

Conventional Loans

62

Cooperative Dwellings

47

Cooperative Loans

47

Cooperatives

47

COSI

50

Covered Trust

103

CPR

152

Cut-off Date

44

Debt Securities

157

debt-acceleration

142

Deferred Interest

49

Definitive Securities

38

Deleted Loan

121

Designated Transaction

180

Distribution Account

127

DOL

179

DOL Pre-Funding Period

183

DOL Regulations

179

DTC

44

Due Date

96

EDGAR

188

Eligible Investments

123

Eligible Reserve Fund Investments

124

Environmental Policies

98

ERISA

179

Escrow Accounts

91

EURIBOR

50

Euroclear

44

Exchange Act

188

Excluded Plan

184

Exemption

180

Expense Reserve Fund

129

EYS Agreement

183

Fannie Mae

63

Fed Funds Rate

50

FHA

61

FHA Term Loans

46

FHA/VA Claim Proceeds

109

FHLB Index

51

Fitch

180

Fixed Rate Securities

37

Floating Rate Securities

37

Foreign Person

154

Freddie Mac

65

Freddie Mac Act

65

Garn-St. Germain Act

141

GBP LIBOR

50

GEM Loans

47

Ginnie Mae

61

Ginnie Mae Servicers

60

GPM Fund

95

GPM Loans

46

Grantor Trust

157

Grantor Trust Certificates

157

Guarantor Program

63

Guaranty Agreement

60

hazardous substances

140

HECM Loans

47

Home Equity Loans

47

Home Improvement Loan Schedule

120

Home Improvement Loans

54

Housing Act

61

HUD

58

Index

49

Insurance Policies

59

Insured Loss

108

Interest Only Securities

37

Interest Rate

38

Interest Weighted Securities

37

IRS

154

ISDA

117

L/C Bank

106

L/C Percentage

106

lease

144

Lehman Brothers

71

Lehman Holdings

71

lessee

144

Leveraged

182

LIBOR

50

LIBORSWAP

50

Lifetime Mortgage Rate Cap

49

Liquidation Proceeds

92

Loans

45

Loan-to-Value Ratio

49

Manufactured Home Loan Schedule

119

market discount bond

159

Master Servicing Fee

90

Maximum Mortgage Rate Adjustment

49

Minimum Mortgage Rate

49

Minimum Principal Distribution Amount

40

Mixed Use Mortgage Loans

55

Moody’s

180

Mortgage Certificate Schedule

118

Mortgage Loan Schedule

119

Mortgage Loans

46

Mortgage Rates

46

Mortgaged Property

48

MTA

50

Multi-Class Series

40

Multifamily Mortgage Loans

55

Multifamily Properties

62

National Average Contract Mortgage Rate

50

National Monthly Median COFI

50

NCUA

185

Negatively Amortizing ARMs

49

No-Bid

111

non-pro rata security

160

Notes

37

Offered Securities

38

OID

157

OID Regulations

157

outside reserve fund

156

PAC Method

158

PACs

37

Parties in Interest

179

Partner Certificates

157

PC Pool

63

Percentage Interest

39

Planned Amortization Certificates

37

Plans

179

PMBS Agreement

58

PMBS Issuer

58

PMBS Servicer

58

PMBS Trustee

58

Policy Statement

185

Pre-Funding Account

65

Pre-Funding Arrangement

65

Primary Assets

45

Prime Rate

50

Principal Distribution Amount

40

Principal Only Securities

37

Principal Weighted Securities

37

Private Mortgage-Backed Securities

45

PTCE

181

PTE

180

QPAM

182

Qualified Insurer

97

Qualified Stated Interest

158

Qualifying Substitute Mortgage Loan

121

Rating Agency

40

RCRA

140

REIT

157

REMIC regular certificate

155

REMIC residual certificate

155

REMICs

155

REO Property

130

Residual Owner

155

Restricted Group

184

Retained Interest

45

Reverse Mortgage Loans

47

Revolving Account

66

Revolving Period Arrangement

66

Revolving Primary Assets

66

S&P

180

sale and collection agreement

118

SBJPA of 1996

177

Scheduled Payment

46

Scheduled Principal

63

Scheduled Securities

38

Securities

37

Securities Act

188

Securities Administration Account

128

Security Owner

154

Seller

119

Senior Securities

40

Servicemembers Civil Relief Act

138

Servicing Account

93

Servicing Agreements

89

Servicing Fee

90

Shared Appreciation Mortgage Loans

47

SIBOR

50

Single Family Property

62

SMMEA

185

SPA

152

Sponsor

71

Standard Certificates

171

Stapled Securities

155

Stripped Bond Rules

172

Stripped Certificates

171

Subordinate Securities

38

Subordinated Amount

104

Subordination Reserve Fund

104

Subsequent Primary Assets

65

Subservicers

89

Subsidy Fund

95

super-premium class

158

Swap

181

Swap Agreement

181

TACs

37

Targeted Amortization Certificates

37

T-Bill

50

Tiered REMICs

177

Title V

142

Title VIII

145

trust agreement

117

U.S. Person

154

UCC

136

Underwriters

186

VA

61

VA Loans

61

withholding agent

162

Annex A
Book-Entry Procedures

General

If provided for in the prospectus supplement, one or more classes of Offered Securities of any series will be issued as Book-Entry Securities.  Beneficial Owners will hold their Book-Entry Securities through DTC in the United States, or, if the Offered Securities are offered for sale globally, through Clearstream or Euroclear in Europe if they are participating organizations (“Participants”) of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

The Clearing Exchanges

The Depository Trust Company.  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

Clearstream Banking Luxembourg.  Clearstream is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants and facilitates the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in accounts of its Participants or between a Clearstream account and a Euroclear account, thereby eliminating the need for physical movement of certificates. For transactions between a Clearstream participant and a participant of another securities settlement system, Clearstream generally adjusts to the settlement rules of the other securities settlement system. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier, “CSSF.” Participants of Clearstream are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant of Clearstream, either directly or indirectly. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

Euroclear Bank S.A./NV.  Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in numerous currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative Corporation”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation. The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

Payments with respect to Securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by its respective depositary (individually the “Relevant Depositary” and collectively, the “European Depositaries”). Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

DTC, Clearstream and Euroclear are under no obligation to perform or continue to perform the foregoing procedures and such procedures may be discontinued at any time.

Beneficial Ownership of Book-Entry Securities

Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate or a Note.  Unless and until Definitive Securities are issued, it is anticipated that the only “securityholder” of the Offered Securities will be Cede & Co., as nominee of DTC. Beneficial Owners will not be “Certificateholders” or “Noteholders” as those terms are used in the related Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream or Euroclear, as applicable.

The Beneficial Owner’s ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Beneficial Owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner’s Financial Intermediary is not a Participant of DTC and on the records of Clearstream or Euroclear, as appropriate).

Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Securities from the trustee through DTC and its Participants. While the Offered Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Securities and is required to receive and transmit distributions of principal of, and interest on, the Offered Securities. Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Securities, except under the limited circumstances described below.  Unless and until Definitive Securities are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Securities only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Securities, by book-entry transfer, through DTC for the account of the purchasers of the Offered Securities, which account is maintained with their respective Participants.  Under the Rules and in accordance with DTC’s normal procedures, transfer of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.  Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

Because of time zone differences, any credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream or Euroclear on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Participant of Clearstream or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.  For information with respect to tax documentation procedures relating to the Securities, see “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments — Foreign Persons,” “— REMIC Residual Certificates — Foreign Persons,” “— Grantor Trust Certificates — Foreign Persons” and “— Partner Certificates — Foreign Persons” in the prospectus and, if the Book-Entry Securities are globally offered (“Global Securities”), see “Global Clearance, Settlement and Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex B to the prospectus.

Transfers between Participants of DTC will occur in accordance with DTC Rules. Transfers between Participants of Clearstream or Euroclear will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.  Participants of Clearstream or Euroclear may not deliver instructions directly to the European Depositaries.

Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC’s normal procedures. Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Securities that it represents.

Under a book-entry format, Beneficial Owners of the Book-Entry Securities may experience some delay in their receipt of payments, because the distributions will be forwarded by the trustee to Cede & Co.  Any distributions on Securities held through Clearstream or Euroclear will be credited to the cash accounts of Participants of Clearstream or Euroclear in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary.  These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  See “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments — Foreign Persons,” “— REMIC Residual Certificates — Administrative Provisions,” “— Grantor Trust Certificates — Trust Reporting” and “— Partner Certificates — Information Reporting” in the prospectus.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Securities, may be limited due to the lack of physical securities for the Book-Entry Securities.  In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical securities.

Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of Beneficial Owners are credited.

Generally, DTC will advise the applicable trustee that unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the related Agreement, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Securities. If the Book-Entry Securities are globally offered, Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the related Agreement, on behalf of a Participant of Clearstream or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Securities that conflict with actions taken with respect to other Offered Securities.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Securities

Securities initially issued in book-entry form will be issued as Definitive Securities to Beneficial Owners or their nominees, rather than to DTC or its nominee only (1) if DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Securities and the depositor is unable to locate a qualified successor or (2) after the occurrence of an event of default as specified in the applicable Agreement, Beneficial Owners of securities representing not less than 50% of the aggregate percentage interests evidenced by a class of securities issued as book-entry securities advise the applicable trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the Beneficial Owners of such class of securities.

Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the Book- Entry Securities, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Securities to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Securities as securityholders under the related Agreement.

Annex B
Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, Global Securities will be available only in book entry form.  Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

Secondary cross market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery against payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading Between Clearstream Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same day funds.

Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)

borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)

borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the U.S. withholding agent) establishing an exemption from withholding.  A holder that is not a United States person may be subject to 30% withholding unless:

I.

the Trustee or the U.S. withholding agent receives a statement —

(a)

from the holder on Internal Revenue Service (IRS) Form W-8BEN (or any successor form) that —

(i)

is signed by the certificateholder under penalties of perjury,

(ii)

certifies that such owner is not a United States person, and

(iii)

provides the name and address of the certificateholder, or

(b)

from a securities clearing organization, a bank or other financial institution that holds customer’s securities in the ordinary course of its trade or business that —

(i)

is signed under penalties of perjury by an authorized representative of the financial institution,

(ii)

states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8BEN (or any successor form),

(iii)

provides the name and address of the certificateholder, and

(iv)

attaches the IRS Form W-8BEN (or any successor form) provided by the certificateholder;

II.

the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

III.

the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

IV.

the holder is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

A holder holding book entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all holders holding book entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

I.

provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

II.

provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III.

is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book entry certificates.

The term “United States” person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.


PROSPECTUS

Subject to Completion, February 23, 2007


Structured Asset Securities Corporation

Depositor
Asset-Backed Certificates
Asset-Backed Notes
(Issuable in Series)

______________________

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Each Issuing Entity:

·

may periodically issue asset-backed pass-through certificates or asset backed notes, in each case in one or more series with one or more classes; and

·

will be established to hold assets transferred to it by Structured Asset Securities Corporation, including:

·

mortgage loans secured by commercial properties and participation interests in mortgage loans;

·

private mortgage backed certificates; and

·

payments due on those mortgage loans and mortgage backed certificates.

The assets in your issuing entity will be specified in the prospectus supplement for your issuing entity, while the types of assets that may be included in a issuing entity, whether or not included in your issuing entity, are described in greater detail in this prospectus.

The Securities:

·

will be offered for sale pursuant to a prospectus supplement;

·

will evidence beneficial ownership of, or be secured by, the assets in the related issuing entity and will be paid only from the issuing entity assets described in the related prospectus supplement; and

·

may have one or more forms of credit enhancement.

The securityholders will receive distributions of principal and interest that are dependent upon the rate of payments, including prepayments, on the mortgage loans, mortgage backed certificates and other assets in the issuing entity.

The prospectus supplement will state whether the securities are expected to be classified as indebtedness and whether the issuing entity will make a REMIC election for federal income tax purposes.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

LEHMAN BROTHERS

The date of this prospectus is February 23, 2007

Introduction

Each trust fund will periodically issue asset-backed pass-through certificates or asset-backed notes, in each case in one or more series with one or more classes.  The securities will be offered for sale by this prospectus and the related prospectus supplement.  The securities of each series will consist of the offered securities of the series, together with any other asset-backed pass-through certificates or asset-backed notes of the series which are not offered publicly.

Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, a trust fund to be established by Structured Asset Securities Corporation, also known as the depositor.  Each trust fund will consist primarily of one or more pools of the following types of assets:

·

mortgage loans secured by commercial properties and participation interests in mortgage loans;

·

private mortgage backed certificates; and

·

payments due on those mortgage loans and mortgage backed certificates.

These assets will be acquired by the depositor from one or more affiliated or unaffiliated sellers.  See “The Sponsor,” “The Depositor” and “The Trust Funds.”  The trust fund assets may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivative instruments, and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a trust agreement, pooling and servicing agreement or other agreement or (2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement.  Information regarding the offered securities of a series, and the general characteristics of the trust fund assets, will be set forth in the related prospectus supplement.

Each series of securities will include one or more classes.  Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the trust fund assets in the related trust fund in the manner described in this prospectus under “Description of the Securities” and in the related prospectus supplement.  A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions.  A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

The depositor’s only principal obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement.  Each servicer and the master servicer, if any, for any series of securities will be named in the related prospectus supplement.  The principal obligations of a master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make that advance.  See “Servicing of Loans.”

If specified in the related prospectus supplement, the trust fund for a series of securities may include credit enhancement by means of excess interest, overcollateralization, subordination of one or more classes of securities, loss allocation and limited cross-collateralization features.  In addition, credit enhancement may also be provided by means of any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund, swap agreement or other derivative instrument or any other type of credit enhancement specified in the related prospectus supplement, even if not specified in this prospectus.  See “Credit Support.”

The rate of payment of principal of each class of securities entitled to a portion of principal payments on the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage assets.  A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See “Yield, Prepayment and Maturity Considerations.”

With respect to each series of securities, one or more separate elections may be made to treat the related trust fund or a designated portion thereof as a REMIC for federal income tax purposes.  If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC.  See “Material Federal Income Tax Considerations” in this prospectus.

The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under “Plan of Distribution” in this prospectus and under “Underwriting” in the related prospectus supplement.

There will be no secondary market for the offered securities of any series before the offering thereof.  There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue.  The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement.  See “Risk Factors” in this prospectus and in the related prospectus supplement.


Introduction

2

Risk Factors

6

Description of the Securities

34

General

34

Distributions on the Securities

35

Optional Termination

37

Optional Purchase of Securities

38

Other Purchases

38

Exchangeable Securities

38

Book-Entry Registration

40

The Trust Funds

41

General

41

The Mortgage Loans

42

Commercial Mortgage Loans

48

Private Mortgage-Backed Securities

50

Pre-Funding Arrangements

53

Revolving Period Arrangements

53

Collection Account, Securities Administration Account and Distribution Account

53

Other Funds or Accounts

54

Loan Underwriting Procedures and Standards

54

Underwriting Standards

54

Loss Experience

55

Representations and Warranties

55

Substitution of Primary Assets

57

The Sponsor

57

General

57

Securitization Activities of the Sponsor

58

The Depositor

59

Servicing of Loans

60

General

60

The Master Servicer

60

The Servicers

61

Collection Procedures; Escrow Accounts

62

Deposits to and Withdrawals from the Collection Account

62

Servicing Accounts

64

Advances and Other Payments, and Limitations Thereon

65

Maintenance of Insurance Policies and Other Servicing Procedures

66

Presentation of Claims; Realization Upon Defaulted Loans

67

Enforcement of Due-On-Sale Clauses

68

Certain Rights Related to Foreclosure

69

Servicing Compensation and Payment of Expenses

69

Evidence as to Compliance

70

Certain Matters Regarding the Master Servicer

70

Credit Support

71

General

71

Subordinate Securities; Subordination Reserve Fund

72

Allocation of Losses

73

Cross-Support Features

73

Overcollateralization

73

Excess Interest

74

Insurance

74

Letter of Credit

74

Financial Guaranty Insurance Policy

74

Reserve Funds

75

Derivative Instruments

75

Description of Mortgage and Other Insurance

75

Mortgage Insurance on the Loans

76

Hazard Insurance on the Loans

77

Bankruptcy Bond

78

Repurchase Bond

79

Derivatives

79

The Agreements

81

Issuance of Securities

81

Assignment of Primary Assets

82

Repurchase and Substitution of Non-Conforming Loans

83

Reports to Securityholders

84

Investment of Funds

86

Event of Default; Rights Upon Event of Default

87

The Trustee

89

Duties of the Trustee

89

Resignation of Trustee

89

Distribution Account

90

The Securities Administrator

90

Duties of the Securities Administrator

90

Resignation of Securities Administrator

91

Securities Administration Account

91

Expense Reserve Fund

91

Amendment of Agreement

92

Voting Rights

92

REMIC Administrator

92

Administration Agreement

92

Periodic Reports

93

Termination

93

Legal Aspects of Loans

94

Mortgages

94

Junior Mortgages; Rights of Senior Mortgages

94

Foreclosure on Mortgages

96

Rights of Redemption

97

Anti-Deficiency Legislation and Other Limitations on Lenders

97

Environmental Considerations

98

Due-on-Sale Clauses in Mortgage Loans

100

Enforceability of Prepayment Charges, Late Payment Fees and Debt-Acceleration Clauses

100

Equitable Limitations on Remedies

100

Commercial Loans

101

Leases and Rents

101

Default Interest and Limitations on Prepayment

102

Secondary Financing; Due-on-Encumbrance Provisions

102

Certain Laws and Regulations

102

Americans with Disabilities Act

102

Personal Property

103

Adjustable Interest Rate Loans

103

Yield, Prepayment and Maturity Considerations

103

Payment Delays

103

Principal Prepayments

104

Timing of Reduction of Principal Amount

104

Interest or Principal Weighted Securities

104

Certain Derivative Instruments

104

Final Scheduled Distribution Date

105

Prepayments and Weighted Average Life

105

Other Factors Affecting Weighted Average Life

106

Material Federal Income Tax Considerations

107

Types of Securities

108

Taxation of Securities Treated as Debt Instruments

110

Exchangeable Securities

116

REMIC Residual Certificates

118

Grantor Trust Certificates

124

Partner Certificates

127

Special Tax Attributes

129

Backup Withholding

131

Reportable Transactions

131

State and Local Tax Considerations

132

ERISA Considerations

132

General

132

The Underwriter Exemption

133

Additional Considerations for Securities which are Notes

137

Additional Fiduciary Considerations

137

Legal Investment Considerations

137

Accounting Considerations

138

Legal Matters

138

Use of Proceeds

139

Plan of Distribution

139

Static Pool Information

140

Additional Information

141

Incorporation of Certain Documents by Reference

141

Reports to Securityholders

141

Index of Principal Terms

142

Annex A Book-Entry Procedures

A-1

Annex B Global Clearance, Settlement and Tax Documentation Procedures

B-1


Risk Factors


The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered securities.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus supplement.  In addition, you should consider the potential effects on the mortgage loans or on particular classes of offered certificates if several of the risks described below and in the related prospectus supplement occur in combination.


Aspects of the Mortgage Loan Origination Process May Result in Higher Expected Delinquencies

Various factors in the process of originating the mortgage loans in the trust fund may have the effect of increasing delinquencies and defaults on the mortgage loans.  These factors may include any or all of the following:

Appraisal quality:  During the mortgage loan underwriting process, appraisals are generally obtained on each prospective mortgaged property.  The quality of these appraisals may vary widely in accuracy and consistency.  Because in most cases the appraiser is selected by the mortgage loan broker or lender, the appraiser may feel pressure from that broker or lender to provide an appraisal in the amount necessary to enable the originator to make the loan, whether or not the value of the property justifies such an appraised value.  Inaccurate or inflated appraisals may result in an increase in the number and severity of losses on the mortgage loans.

Underwriting guideline exceptions:  Although mortgage originators generally underwrite mortgage loans in accordance with their pre-determined loan underwriting guidelines, from time to time and in the ordinary course of business, originators will make exceptions to these guidelines.  Loans originated with exceptions may result in a higher number of delinquencies and loss severities than loans originated in strict compliance with the designated underwriting guidelines.

Broker and correspondent origination versus retail origination:  Mortgage loans that have been originated on behalf of the originators by unaffiliated brokers or correspondents rather than directly by the originators themselves may experience a higher rate of delinquencies and defaults.  In particular, a substantial number of subprime mortgage loans are originated by brokers rather than directly by the related originators.

Fraud:  Fraud committed in the origination process may increase delinquencies and defaults on the mortgage loans.  For example, a borrower may present fraudulent documentation to a lender during the mortgage loan underwriting process, which may enable the borrower to qualify for a higher balance or lower interest rate mortgage loan than the borrower would otherwise qualify for.  In addition, increasingly frequent incidences of identity theft involving borrowers, particularly in the case of mortgage loans originated by brokers and under streamlined origination programs, may result in an increased number of fraudulent mortgage loans that are not secured by a mortgaged property.  To the extent that the trust fund includes any mortgage loans originated electronically over the Internet, these originations are more likely to be fraudulent.  You should consider the potential effect of fraud by borrowers, brokers and other third parties on the yield on your securities.

Self-employed borrowers:  Self-employed borrowers may be more likely to default on their mortgage loans than salaried or commissioned borrowers and generally have less predictable income.  In addition, many self-employed borrowers are small business owners who may be personally liable for their business debt.  Consequently, you should consider that a higher number of self-employed borrowers may result in increased defaults on the mortgage loans in the trust fund.

First time borrowers:  First time borrowers often have shorter credit histories, are more highly leveraged and have less experience with undertaking mortgage debt and maintaining a commercial property than other borrowers.  The presence of loans with first time buyers in the mortgage pool may increase the number of defaults on the mortgage loans.

Although the aspects of the mortgage loan origination process described above may be indicative of the performance of the mortgage loans, information regarding these factors may not be available for the mortgage loans in the trust fund, unless specified in the prospectus supplement.

See “Loan Underwriting Procedures and Standards” in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types

Recently, an increasingly large proportion of mortgage loans originated in the United States have been adjustable payment mortgage loans, including loans that have interest-only or negative amortization features.  Mortgage loans that are referred to generally as adjustable payment or adjustable rate mortgage loans may include any of the following types of loans:

•

mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment typically occurring six months after origination of the related mortgage loan and adjustments occurring every six months thereafter; these loans may or may not have a low introductory interest rate;

•

“hybrid” mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note, and thereafter adjusts periodically based on the related index;

•

“interest-only” mortgage loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate;

•

“negative amortization” mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

•

“option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the loan).

If specified in the related prospectus supplement, the trust fund may include significant concentrations of these types of adjustable payment mortgage loans, which present special default and prepayment risks.

The primary attraction to borrowers of these adjustable payment mortgage loan products is that initial monthly mortgage loan payments can be significantly lower than fixed rate or level pay mortgage loans under which the borrower pays both principal and interest at an interest rate fixed for the life of the mortgage loan.  As a result, many borrowers are able to incur substantially greater mortgage debt using one of these adjustable payment mortgage loan products than if they used a standard amortizing fixed rate mortgage loan.

In addition, a substantial number of these adjustable payment mortgage loans have been originated in regions of the United States that have seen substantial real estate price appreciation over the past few years, such as California and major metropolitan areas in other states.  Many borrowers in these markets have used adjustable payment mortgage loan products to purchase properties that are comparatively larger or more expensive than they would otherwise have purchased with a fixed rate mortgage loan with relatively higher monthly payments.  These borrowers may have taken out these mortgage loan products in the expectation that either (1) their income will rise by the time their fixed rate period or interest-only period expires, thus enabling them to make the higher monthly payments, or (2) in an appreciating real estate market, they will be able to sell their property for a higher price or will be able to refinance the mortgage loan before the expiration of the fixed rate or interest-only period.

Borrowers with adjustable payment mortgage loans will likely be exposed to increased monthly payments (1) when the mortgage interest rate adjusts upward from a low introductory rate to the rate computed in accordance with the applicable index and margin, (2) if interest rates rise significantly, (3) in the case of interest-only mortgage loans, from the large increases in monthly payments when the interest-only terms expire and the monthly payments on these loans are recalculated to amortize the outstanding principal balance over the remaining term or (4) in the case of loans with negative amortization features, from the large increases in monthly payments when the payments are recalculated to amortize the outstanding principal balance.

When evaluating a mortgage loan application from a prospective borrower for an adjustable payment or interest-only mortgage loan, many mortgage originators determine the amount of loan that borrower can afford based on the borrower’s initial scheduled monthly payments, or the scheduled monthly payments on the first mortgage interest rate reset date, rather than based on the adjusted monthly payments as of future mortgage interest reset dates (in the case of adjustable rate mortgage loans) or the principal amortization date (in the case of interest-only mortgage loans).  Unless otherwise specified in the related prospectus supplement, mortgage loan characteristics and debt-to-income ratios set forth in the prospectus supplement will reflect the scheduled mortgage loan payments due or being made as of the “cut-off date,” and will not reflect the mortgage loan payment resets that will occur during the life of the mortgage loan.  These origination practices may increase the sensitivity of mortgage loan performance and defaults to changes in U.S. economic conditions.

As the fixed interest rates on hybrid mortgage loans expire and convert to adjustable rates, borrowers may find that the new minimum monthly payments are considerably higher, and they may not be able to make those payments.  Furthermore, in recent years, mortgage interest rates have been at historically low levels.  Although short-term interest rates have increased from their lowest levels, long-term interest rates have remained low.  If mortgage interest rates rise, borrowers will experience increased monthly payments on their adjustable rate mortgage loans.

In addition, without regard to changes in interest rates, the monthly payments on mortgage loans with interest-only or negative amortization features will increase substantially when the principal must be repaid.

Any of these factors, or a combination of these factors, could cause mortgage loan defaults to increase substantially.

Borrowers who intend to avoid increased monthly payments by refinancing their mortgage loans may find that lenders may not in the future be willing or able to offer these adjustable payment mortgage loan products, or to offer these products at relatively low interest rates.  A decline in real estate prices generally or in certain regions of the United States could also leave borrowers with insufficient equity in their property to permit them to refinance.  In addition, if the recent rapid increase in real estate prices ceases or real estate prices decline, borrowers who intend to sell their properties on or before the expiration of the fixed rate periods or interest-only periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans, especially in the case of negative amortization mortgage loans.  These events could cause borrowers to default on their mortgage loans.

Rising unemployment and slow wage growth in certain regions of the United States or generally could also impact the ability of many borrowers with adjustable payment mortgage loans to make the higher monthly payments resulting from the expiration of fixed rate periods or interest-only periods, or from increases in interest rates.  If borrowers become unemployed in a slowing economy, or if they find that expected increases in personal income have not occurred, they may be unable to make the higher monthly mortgage payments.

It is likely that borrowers with adjustable payment mortgage loans will over the next several years be required to spend a larger proportion of their income to service their mortgage debt.  This increase could, in the absence of strong wage growth, come at the expense of other expenditures by these borrowers, particularly consumer spending.  It is possible that a decline in consumer spending could cause the U.S. economy to slow or decline, which could give rise to increased unemployment and falling property values.  These factors would negatively impact the ability of many borrowers to meet their increased monthly mortgage payments as described above.  As a consequence, defaults on adjustable payment mortgage loans may increase significantly.

Any of the factors described above, alone or in combination, could adversely affect the yield on your securities.  Depending upon the type of security purchased  and the price paid, the adverse yield effect could be substantial.

Several types of adjustable payment mortgage loans discussed above, in particular “option ARMs” and interest-only mortgage loans, have only been originated in any significant numbers in relatively recent years.  Consequently, there is no material statistical information showing payment and default trends under a variety of macroeconomic conditions.  In particular, it is unclear how these mortgage loan products will perform in a declining housing market or under other negative macroeconomic conditions.

See “—Risks Related to Mortgage Loans with Interest-Only Payments” and “—Risks Related to Mortgage Loans that Provide for Negative Amortization” for further discussion of mortgage loans with interest-only or negative amortization features, respectively.

Information Regarding Historical Performance of Mortgage Loans May Not Be Indicative of the Performance of the Loans in the Trust Fund

A variety of factors may affect the performance of any pool of mortgage loans during any particular period of time.  In addition, differing loan characteristics or external factors may cause the performance of the mortgage loans included in the trust fund to differ from the performance of other loans of a similar type.  When examining data regarding the historical performance of pools of mortgage loans, prospective investors should consider, among other things:

•

differences in loan type;

•

the relative seasoning of the pools;

•

differences in interest rates, credit quality and any of various other material pool characteristics, both at formation of a pool and over time;

•

the extent to which the loans in a pool have prepayment premiums;

•

whether the loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and

•

whether the loans were serviced by different servicers.

In particular, prospective investors should consider that, both in the case of comparable pools of mortgage loans and of the mortgage loans in the trust fund, historical loan performance during a period of rising real estate values may differ significantly from the future performance of similar loans during a period of stable or declining real estate values.

Risks Related to Mortgage Loans with Interest-Only Payments

If specified in the related prospectus supplement, some of the mortgage loans to be included in the trust fund may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period following origination specified in the related prospectus supplement.  Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate.

If applicable, the presence of these mortgage loans in the trust fund will, absent other considerations, result in longer weighted average lives of the related securities than would have been the case had these loans not been included in the trust fund.  In addition, borrowers may view the absence of any obligation to make a payment of principal during the interest-only period following origination specified in the related prospectus supplement as a disincentive to prepayment.  Conversely, however, borrowers may be more likely to refinance their mortgage loans when the related interest-only period expires, resulting in increased prepayments.

After a borrower’s monthly payment has been increased to include principal amortization, and assuming the borrower does not refinance the related mortgage loan, delinquency or default may be more likely.

See also “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” for a discussion of risks related to interest-only mortgage loans and economic conditions.

Risks Related to Mortgage Loans that Provide for Negative Amortization

If specified in the related prospectus supplement, the trust fund may include mortgage loans that provide for so-called “negative amortization.”  Negative amortization mortgage loans generally provide the borrower with a low initial introductory interest rate.  Thereafter, the mortgage interest rate is calculated at the index specified in the related mortgage note plus the applicable margin.  However, the borrower is only required to make (or may elect to make) for the period specified in the related mortgage note a minimum monthly payment on the mortgage loan that may be sufficient to amortize the principal balance of the mortgage loan over the remaining term but not to pay all accrued interest, or may be insufficient to pay accrued interest and not amortize the principal balance at all.

At the end of this initial period, and periodically thereafter, the borrower’s minimum monthly payment is adjusted to reflect the prevailing interest rate, consisting of the current applicable index plus the applicable margin, plus a principal amount sufficient to amortize the mortgage loan over the remaining applicable term.  Typically, the borrower’s monthly payment will not be increased or decreased by more than a periodic cap and is subject to a maximum interest rate, as specified in the related mortgage note.  Nevertheless, although each year’s recalculated monthly payment will be based on the prevailing rate of the applicable index at the time of the annual payment adjustment date, this index may continue to adjust up or down throughout the course of the year.

During a period of rising interest rates, as well as before the annual adjustment to the minimum monthly payment made by the borrower, the amount of interest accruing on the principal balance of the related mortgage loan may exceed the amount of the scheduled monthly payment.  As a result, a portion of the accrued interest on the related mortgage loan may become deferred interest that will be added to its principal balance and will also bear interest at the applicable interest rate.

In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is generally limited and may not be sufficient to amortize fully the unpaid principal balance of a negative amortization mortgage loan over its remaining term to maturity.

Generally, under the circumstances and at the intervals provided in the related mortgage note, the monthly payment due on a negative amortization mortgage loan will be “recast” without regard to the related payment cap in order to provide for payment of the outstanding balance of the mortgage loan over its remaining term.

In summary, then, as interest rates increase (or, in some cases, even if market interest rates remain stable), the principal balance of a negative amortization mortgage loan will increase over time, thereby increasing the monthly payments to be paid by the borrower when principal must be repaid, making refinancing more difficult and increasing the potential adverse effect of macroeconomic trends.  See “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” above.

In addition, any deferral of interest on negative amortization mortgage loans will result in a reduction of the amount of interest available to be distributed as interest to the securities.  If specified in the related prospectus supplement, the reduction in interest collections may be offset, in part, by applying certain prepayments received on the mortgage loans to interest payments on the securities.  In that case, the excess of any deferred interest on the mortgage loans over the prepayments received on the mortgage loans, or net deferred interest, will be allocated among the classes of securities in an amount equal to the excess of the interest accrued on each such class at its applicable interest rate over the amount of interest that would have accrued if the applicable interest rate for each class had been equal to a rate adjusted for net deferred interest on the related mortgage loans, as described in the related prospectus supplement.  Any such allocation of net deferred interest could, as a result, affect the weighted average maturity of the affected class of securities.

Early or Multiple Payment Defaults May Be Indicative of Higher Rates of Delinquencies and Losses in the Future

As specified in the related prospectus supplement, a certain number of mortgage loans included in the trust fund may be delinquent as of the applicable cut-off date or may have been delinquent in payment in the last twelve months on one or more due dates.

Prior delinquencies and, in particular, first or early payment defaults, may be an indication of underwriting errors in assessing the financial means and/or credit history of the borrower or of an adverse change in the financial status of the borrower.  These mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more favorable payment histories.

Mortgage Loans with High Original Loan-to-Value Ratios May Present a Greater Risk of Loss

As specified in the related prospectus supplement, some of the mortgage loans included in the trust fund may have original loan-to-value ratios of greater than 80%.  Mortgage loans with high loan-to-value ratios, particularly those in excess of 100%, may be more likely to experience default and foreclosure than mortgage loans with low original loan-to-value ratios.

Moreover, mortgage loans with high original loan-to-value ratios are more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios.  If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, none of the servicers or the master servicer will be required to advance funds in respect of relieved amounts, and any related loss may reduce the amount available to be paid to securityholders.  In such event, holders of subordinate classes of securities may suffer losses.

Special Default Risk of Second Lien Mortgage Loans

If the related prospectus supplement specifies that the trust fund includes mortgage loans that are secured by second liens on the related mortgaged properties, these second lien mortgage loans will be subordinate to the rights of the mortgagee under the related first mortgages.  Generally, the holder of a second lien mortgage loan will be subject to a loss of its mortgage if the holder of the first mortgage is successful in foreclosure of its mortgage, because no second liens or encumbrances survive such a foreclosure.  In addition, due to the priority of the first mortgage, the holder of the second lien mortgage may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property.  Furthermore, any liquidation, insurance or condemnation proceeds received on the second lien mortgage will be available to satisfy the outstanding balance of the mortgage loan only to the extent that the claim of the related first mortgage has been satisfied in full, including any foreclosure costs.  Accordingly, if liquidation proceeds are insufficient to satisfy the mortgage loan secured by the second lien and all prior liens in the aggregate, and if the credit enhancement provided by any excess interest and overcollateralization (if applicable) has been exhausted or is otherwise unavailable to cover the loss, securityholders will bear the risk of delay in payments while any deficiency judgment against the borrower is sought and the risk of loss if the deficiency judgment is not pursued, cannot be obtained or is not realized for any other reason.

Risks Related to Simultaneous Second Liens and Other Borrower Debt

At the time of origination of any first lien mortgage loans in the trust fund, the originators or other lenders may also have made second lien loans to the same borrowers that will not be included in the trust fund.  In addition, other borrowers whose first lien loans are included in the trust fund may have obtained secondary mortgage financing following origination of the first lien loans.  In addition, borrowers may increase their aggregate indebtedness substantially by assuming consumer debt of various types.  Consequently, investors should consider that borrowers who have less equity in their properties, or who have substantial mortgage and consumer indebtedness, may be more likely to default and may be more likely to submit to foreclosure proceedings.

In addition, the nature of any second lien may influence the prepayment characteristics of the first lien included in the trust fund.  Borrowers may be more likely to refinance and prepay the first lien when any secondary mortgage financing becomes due in full, and consequently investors should be aware that the rate of prepayment of the first lien mortgage loans in the trust fund may be affected by any associated second lien loans.

Geographic Concentration of Mortgage Loans

The mortgage loans to be included in the trust fund may be concentrated in one or more states, as specified in the related prospectus supplement.  The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions will have a disproportionate impact on the mortgage loans in general:

• Weak economic conditions in those states, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

•

Declines in the commercial real estate market in those states may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios of the related mortgage loans.

•

Properties in California, Florida and the Gulf of Mexico coast, in particular, may be more susceptible than properties located in other parts of the country to certain types of uninsurable hazards, such as hurricanes, as well as earthquakes, floods, wildfires, mudslides and other natural disasters.

•

Predatory lending laws or other laws which tend to restrict the availability of credit in certain cities, counties or states may limit a borrower’s refinancing options and increase the chances of default and foreclosure.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans.

For additional information regarding the geographic concentration of the mortgage loans to be included in the trust fund, see the geographic distribution table or tables in the prospectus supplement.
Balloon Loans

If specified in the related prospectus supplement, the mortgage loans to be included in the trust fund may include balloon loans.  Balloon loans pose a special payment risk because the borrower must pay a large lump sum payment of principal at the end of the loan term.  If the borrower is unable to pay the lump sum or refinance such amount, you may suffer a loss if the collateral for the loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

Default Risk on High Balance Mortgage Loans

If specified in the related prospectus supplement, a certain percentage of the mortgage loans included in the trust fund may have a principal balance as of the cut-off date in excess of $1,000,000.  You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the trust fund as a whole.

Special Risks Associated with Commercial Mortgage Loans

If specified in the related prospectus supplement, mortgage loans in the trust fund may be secured by liens on fee simple and/or leasehold interests in various types of commercial property.  Commercial loans may have a greater likelihood of delinquency and foreclosure, and therefore a greater likelihood of loss, than mortgage loans secured by residential properties.  A decline in the income of a borrower on a loan secured by a commercial property may therefore adversely affect the performance of the loan, but may not affect the liquidation value of that property.  In contrast, the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily on the successful operation and management of that property rather than on any independent income or assets of the borrower and thus, in general, the value of the income-producing property also is directly related to the net operating income derived from that property.  In some cases, the borrower may have no material assets other than the mortgaged property.  Consequently, if the net operating income of the property is reduced (for example, if rental or occupancy rates decline, competition increases or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired, and the liquidation value of the related property also may be adversely affected.  In addition, in some cases the loans will have been made on a nonrecourse basis, so that in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

There are various risks associated with commercial loans.  In general, factors such as location, changing demographics or traffic patterns, increases in operating expenses, competitive factors and economic conditions generally, may affect the value of a commercial or mixed use property.  Factors such as the management skill, experience and financial resources of the operator (which may be other than the borrower), national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due.  Hospitals, nursing homes and other health care properties may receive a substantial portion of their revenues from government programs, which are subject to statutory and regulatory changes and funding limitations.  In addition, you should consider the following risks:

Commercial Loans Secured by Retail Properties.  The performance of a commercial loan secured by one or more retail properties and the value of the related mortgaged property may be affected by factors such as the quality and success of a retail property’s tenants, the closing of a major store in the shopping center where the related property is located, changes in consumer preferences, declines in consumer spending, competition from local merchants and from catalog and internet retailers and product obsolescence.

Commercial Loans Secured by Office Properties.  The performance of a commercial loan secured by one or more office properties and the value of the related mortgaged property may be affected by factors such as the quality and nature of tenants, tenant concentration (for example, predominantly high tech firms, law firms, government agencies, etc.), the physical condition of the property, the types of services and amenities provided, changes in the surrounding neighborhood, management, and the availability of alternative office space.

Commercial Loans Secured by Industrial Properties.  The performance of a commercial loan secured by one or more industrial properties and the value of the related mortgaged property may be affected by factors such as the design and adaptability of the building, success or failure of the business of the tenant, which is frequently the sole tenant of the property, the availability of alternative space, and the quality of the local and regional transportation system.

The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to commercial loans than with respect to residential mortgage loans.  See “— Environmental Risks” below.

Credit Scoring Models May Not Provide an Accurate Risk Assessment of Borrowers

Credit scoring models are intended to provide a means for evaluating information about a prospective borrower.  Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.  A credit score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization.  Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.  However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender.  A borrower with a higher credit score is statistically expected to be less likely to default in payment than a borrower with a lower credit score.

In addition, credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan.  Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history.  Therefore, a credit score does not take into consideration differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, such as the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio.  We cannot assure you that the credit scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any borrower’s credit score would not be lower if obtained as of the date of the related prospectus supplement.

Combination or “Layering” of Multiple Risk Factors May Significantly Increase Your Risk of Loss

Although the various risks discussed in this prospectus and the accompanying prospectus supplement are generally described separately, prospective investors in any class of securities should consider the potential effects on those securities of the interplay of multiple risk factors.  Where more than one significant risk factor is present, the risk of loss to an investor may be significantly increased.

For example, a particular mortgage loan pool may include loans that not only have relatively high loan-to-value ratios but also provide for negative amortization, or were originated concurrently with second lien loans not included in the trust fund.  Many of these loans may also have been originated in regions that are experiencing real estate price depreciation.  An investor in subordinated securities may be particularly exposed to such a potential combination of risks.

There are many other circumstances in which layering of multiple risks with respect to an asset pool and the related securities may magnify the effect of those risks.  In considering the potential effects of layered risks, prospective investors should carefully review the descriptions of the pooled assets and the securities offered in the accompanying prospectus supplement.

Environmental Risks

Real property pledged as security for a mortgage loan may be subject to certain environmental risks.  Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup.  In several states, such a lien has priority over the lien of an existing mortgage against the related property.  In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), a lender may be liable, as an “owner” or “operator,” for the costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner.  A lender also risks such liability on foreclosure of the mortgage.  Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower.  In addition, some environmental laws impose liability for releases of asbestos into the air.  Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos.

Mortgage Loan Interest Rates May Limit Interest Rates on the Variable Rate Securities

The securities generally will have either fixed or variable interest rates.  However, as specified in the related prospectus supplement, the interest rates on your securities may be subject to certain limitations, generally based on the weighted average interest rates of the mortgage loans in the trust fund or as otherwise described in the related prospectus supplement, net of certain allocable fees and expenses of the trust fund and any payments owed on derivative instruments.  The mortgage loans to be included in the trust fund will have interest rates that either are fixed or adjust based on a variable index, as described in the related prospectus supplement.

Any adjustable rate mortgage loans in the trust fund may also have periodic maximum and minimum limitations on adjustments to their interest rates, and may have the first adjustment to their interest rates a number of years after their first payment dates.  In addition, adjustable rate mortgage loans generally have lifetime maximum interest rates.  As a result, your variable rate securities may accrue less interest than they would accrue if their interest rates were solely based on the specified index plus the specified margin.

A variety of factors could limit the interest rates and adversely affect the yields to maturity on the variable rate securities. Some of these factors are described below.

•

The interest rates for your securities may adjust monthly based on the one-month LIBOR index or another index, while the interest rates on the mortgage loans to be included in the trust fund may either adjust less frequently, adjust based on a different index or not adjust at all.  Consequently, the limits on the interest rates on these securities may prevent increases in the interest rates for extended periods in a rising interest rate environment.

•

The interest rates on adjustable rate mortgage loans may respond to economic and market factors that differ from those that affect the one-month LIBOR index or the index applicable to your variable rate securities.  It is possible that the interest rates on any adjustable rate mortgage loans may decline while the interest rates on the related securities are stable or rising.  It is also possible that the interest rates on any adjustable rate mortgage loans and the interest rates on the related securities may both decline or increase during the same period, but that the interest rates on your securities may decline or may increase more slowly or rapidly.

•

To the extent that fixed rate or adjustable rate mortgage loans are subject to default or prepayment, the interest rates on the related securities may be reduced as a result of the net funds cap limitations described in the related prospectus supplement.

See “Yield, Prepayment and Maturity Considerations” in this prospectus and see the prospectus supplement for a description of the interest rates applicable to your securities and for a general description of the interest rates of the related mortgage loans.

Potential Inadequacy of Credit Enhancement

If specified in the related prospectus supplement, the features of subordination and loss allocation, excess interest, overcollateralization and limited cross-collateralization, together with any financial guaranty insurance policies, are intended to enhance the likelihood that holders of more senior classes of securities will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the related mortgage loans.

Subordination and Allocation of Losses.  If the applicable subordination is insufficient to absorb losses, then securityholders will likely incur losses and may never receive all of their principal payments.  You should consider that

•

if you buy a subordinate security and losses on the related mortgage loans exceed the total principal amount of any securities subordinate to your securities (if any), plus, if applicable to the trust fund and as specified in the related prospectus supplement, any excess interest and any overcollateralization that has been created, the principal amount of your securities will be reduced proportionately with the principal amounts of the other securities of your class by the amount of that excess; and

•

if specified in the related prospectus supplement, after the total principal amount of the subordinate securities has been reduced zero, losses on the mortgage loans may reduce the principal amounts (or notional amounts) of the senior securities.

Losses on the related mortgage loans will reduce the loss protection provided by the subordinate securities to the senior securities and will increase the likelihood that the senior securities will not receive all of their expected principal payments.

If the securities have the benefit of overcollateralization and excess interest, and if overcollateralization is maintained at the required amount and the related mortgage loans generate interest in excess of the amount needed to pay interest and principal on your securities, the fees and expenses of the trust fund and any payments owed to a derivatives counterparty, then excess interest may be used to pay you and the other securityholders of the related securities the amount of any reduction in the aggregate principal balance of the mortgage loans caused by application of losses.  These payments will generally be made in order of seniority.  We cannot assure you, however, that any excess interest will be generated and, in any event, unless otherwise specified in the related prospectus supplement, no interest will be paid to you on the amount by which the principal amount of your securities was reduced because of the application of losses.

See “Credit Support” in this prospectus and see the descriptions of credit enhancement, subordination and application of realized losses in the prospectus supplement.

Excess Interest and Overcollateralization.  If the securities have the benefit of excess interest and overcollateralization, as specified in the related prospectus supplement, then in order to create and maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the related securities, as well as any fees and expenses of the trust fund and any payments owed to a derivative counterparty.  If the securities have the benefit of excess interest and/or overcollateralization, we expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the related securities plus the weighted average aggregate expense rate.  Any remaining interest generated by the mortgage loans will be used to absorb losses on the mortgage loans and to maintain overcollateralization.  In addition, on the closing date, the total scheduled principal balance of the mortgage loans may exceed the total principal amount of the securities.  This excess is referred to as “overcollateralization” and will be available to absorb losses.  We cannot assure you, however, that the mortgage loans will generate enough excess interest to maintain this overcollateralization level as set by the applicable rating agencies.  In addition, there may be no amounts available from any interest rate derivative agreement described in the related prospectus supplement to cover shortfalls.  The following factors will affect the amount of excess interest that the related mortgage loans will generate:

•

Prepayments.  Every time a mortgage loan is prepaid in whole or in part, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.  The effect of this reduction on your securities will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans.  Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

•

Defaults, Delinquencies and Liquidations.  If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest available for overcollateralization or to absorb losses will be reduced.  Every time a mortgage loan is liquidated or charged off, excess interest will be reduced because that mortgage loan will no longer be outstanding and generating interest.

See “Credit Support” in this prospectus and see the descriptions of excess interest and overcollateralization in the prospectus supplement.

Limited Cross-Collateralization.  The trust fund may contain two or more separate mortgage pools, as specified in the related prospectus supplement.  Principal payments on the senior securities will depend, for the most part, on collections on the mortgage loans in the related pool.  However, as specified in the related prospectus supplement, the senior securities may have the benefit of credit enhancement in the form of subordination from one or more of the other pools.  That means that even if the rate of losses on mortgage loans in the pool related to your class of senior securities is low, losses in an unrelated pool may reduce the loss protection for your securities.

Interest Rate Derivative Agreements.  If specified in the related prospectus supplement, any amounts received under any interest rate cap or swap agreement will generally be applied as described in the related prospectus supplement to pay interest shortfalls and, if applicable, to maintain overcollateralization and cover losses.  However, we cannot assure you that any amounts will be received under that interest rate derivative agreement, or that any such amounts that are received will be sufficient to maintain any required overcollateralization or to cover interest shortfalls and losses on the mortgage loans.

See “Credit Support” in this prospectus and see the description of any interest rate cap agreement or swap agreement, as applicable, in the prospectus supplement.
Risks Related to any Interest Rate Swap Agreement

If the related prospectus supplement specifies that the trust fund or related supplemental interest trust includes one or more interest rate swap agreements, then any net swap payment payable to the swap counterparty under the terms of those interest rate swap agreements will reduce amounts available for payment to securityholders, and may reduce payments of interest on the securities.  If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amounts on which payments due under the interest rate swap agreements are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty.  Therefore, a rapid rate of prepayments during periods in which the trust fund makes net payments to a swap counterparty could adversely affect the yields on the securities.

Effect of Creditworthiness of Swap Counterparty on Ratings of Securities

If the related prospectus supplement specifies that the trust fund includes one or more interest rate swap agreements, in the event that the trust fund, after application of all interest and principal received on the related mortgage loans, cannot make the required swap payments to the swap counterparty, a swap termination payment as described in the related prospectus supplement may be owed to the swap counterparty.  Any termination payment payable to the swap counterparty in the event of early termination of any interest rate swap agreement will likely reduce amounts available for payment to securityholders.

If the related prospectus supplement specifies that the trust fund includes one or more interest rate swap agreements, the ratings on your securities will be dependent in part upon the credit ratings of the swap counterparty or its credit support provider.  If a credit rating of the swap counterparty or its credit support provider is qualified, reduced or withdrawn, or if the swap counterparty or its credit support provider defaults on its obligations, and a substitute counterparty or credit support provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of your securities may be qualified, reduced or withdrawn.  In such event, the value and marketability of those securities will be adversely affected.

See the descriptions of any interest rate swap agreement and the swap counterparty in the prospectus supplement.
Special Risks for Certain Classes of Securities

The related prospectus supplement may specify that certain classes of securities are interest-only or principal-only securities.  These securities will have yields to maturity (or early termination)—the yield you will receive if you hold a security until it has been paid in full—that are highly sensitive to prepayments on the related mortgage loans.

If you purchase any of these classes of securities, you should consider the risk that you may receive a lower than expected yield under the following circumstances:
• in the case of any interest-only securities, a faster than expected rate of prepayments on the mortgage loans in the trust fund; and
• in the case of any principal-only securities, a slower than expected rate of prepayments on the mortgage loans in the trust fund.

Prepayments on the mortgage loans, including liquidations, purchases and insurance payments, could result in the failure of investors in any interest-only securities to fully recover their initial investments. Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the seller and its affiliates and any master servicer or servicer.

Exercise by a party that has a right to purchase the mortgage loans, as described in the related prospectus supplement, will adversely affect the yields on any interest-only securities.
Special Risks Associated with Underlying Securities

If specified in the related prospectus supplement, the trust fund may include other publicly- or privately-offered securities, representing beneficial ownership interests in separate trust funds.  As described in the prospectus supplement, these underlying securities may be senior securities or subordinate securities, and may not have the benefit of credit enhancement.

Losses on the underlying securities will not be transferred to, allocated to or shared by any other underlying trust fund.  Each allocation of a realized loss to a class of underlying securities will reduce both the amount of interest that will accrue on that class and the amount of principal that will be distributable on that class.  Therefore, the aggregate amount of payments on your securities, the yield to maturity of your securities and the rate of payments of principal on your securities may be affected by the rate and the timing of realized losses on the assets of the trust funds represented by the underlying securities.  To the extent that the amount of realized losses experienced on the assets of the trust funds represented by the underlying securities reduces distributions in respect of the underlying securities, the yield on your securities may be lower than anticipated.

Certain parties may have the option to purchase the mortgage loans and other property in the related underlying trust funds once the underlying mortgage loans decline to a fixed percentage of the initial principal balance.  As specified in the prospectus supplement, some or all of the underlying securities (by principal balance) may be issued from underlying trust funds that have paid down or are approaching the level necessary to exercise of these optional termination rights.  In the event that any such party exercises its right to purchase the related mortgage loans, the related underlying securities will be retired.  This retirement of underlying securities will have the same effect as a prepayment of all of the related mortgage loans in the related underlying trust fund.

Military Action and Terrorist Attacks

The effects that military action by U.S. forces in Iraq, Afghanistan or other regions, terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans in the trust fund or on the values of mortgaged properties cannot be determined at this time.  Investors should consider the possible effects on delinquency, default and prepayment experience of the related mortgage loans.  Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by possible future events.  In addition, the activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act or similar state or local laws.  The amount of interest available for payment to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or similar state or local laws and no servicer, master servicer nor any other party will be required to fund any interest shortfall caused by any such reduction.

Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates.  Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates.  If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

Borrowers may prepay their mortgage loans in whole or in part at any time; however, some or all of the mortgage loans to be included in the trust fund may require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from the periods specified in the related prospectus supplement.  These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period.

Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan originators, including the seller and its affiliates, the servicer or servicers, as applicable, and any master servicer.  In addition, the availability of newer mortgage products with more flexible payment terms or that require lower monthly payments, such as “option ARMs,” may result in an increase in the number of borrowers who prepay their mortgage loans to take advantage of new products.

The timing of prepayments of principal may also be affected by liquidations of or insurance payments on the mortgage loans.  In addition, Lehman Brothers Holdings Inc., as a seller of the mortgage loans to the depositor, or the party from which Lehman Brothers Holdings Inc. acquired a particular mortgage loan, or such other seller as specified in the related prospectus supplement, may be required to purchase mortgage loans from the trust fund in the event that certain breaches of representations and warranties made with respect to the mortgage loans are not cured. These purchases will have the same effect on securityholders as prepayments of mortgage loans.

A prepayment of a mortgage loan will usually result in a payment of principal on the securities:

•

If you purchase securities at a discount, especially any principal-only securities, and principal prepayments on the related mortgage loans are received at a rate slower than you anticipate, then your yield may be lower than you anticipate.

•

If you purchase securities at a premium, especially any interest-only securities, and principal prepayments on the related mortgage loans are received at a rate faster than you anticipate, then your yield may be lower than you anticipate.

The prepayment experience of the mortgage loans to be included in the trust fund may differ significantly from that of other commercial mortgage loans.

See “Yield, Prepayment and Maturity Considerations” in this prospectus and prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less than Mortgage Balance

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans.  Further, reimbursement of advances made by a servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to securityholders.  If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

Originators and Servicers May Be Subject to Litigation, Governmental Proceedings or Adverse Economic Conditions

The mortgage lending and servicing business involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending.  Lenders and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business.  It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability.  In addition, recent adverse economic conditions in the commercial real estate market have resulted in serious financial difficulties for, and in some cases, bankruptcy, of numerous mortgage originators and servicers.

If any legal or governmental proceeding were determined adversely to an originator or servicer of mortgage loans included in a trust fund and were to have a material adverse effect on its financial condition, or if the servicer or originator experiences serious financial difficulties, the ability of the affected servicer to service the mortgage loans in accordance with the applicable servicing agreement, or the ability of the affected originator to fulfill its obligation to repurchase or substitute for defective mortgage loans, could be impaired.

In particular, the yield on your securities may be adversely affected if such events impact an originator of mortgage loans in the related trust fund.  An originator is generally required to repurchase or substitute for mortgage loans for material breaches of representations and warranties made by it with respect to the mortgage loans, or if described in your prospectus supplement, in the event of early payment defaults.  The inability to repurchase or substitute for such defective loans or for early payment defaults would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses.

The Servicers’ Collections Procedures May Affect the Timing of Collections on the Mortgage Loans

In order to reduce borrower defaults, the servicer or servicers may from time to time use servicing and collections practices that have the effect of accelerating or deferring prepayments or borrower defaults of mortgage loans.  The servicers may generally waive, modify or vary any term of any mortgage loan, or postpone strict compliance by the borrower with any term of any mortgage loan, so long as that waiver, modification or postponement is not materially adverse to the trust fund.  For example, qualifying borrowers might be permitted to skip a payment or be offered other benefits that have the effect of deferring or otherwise altering the timing of the trust fund’s receipt of interest or principal payments.

See “Servicing of Loans” in this prospectus.
Risks Relating to Defaults or Resignation of the Master Servicer or Servicer

If the master servicer or servicer were to default in their obligations under the related master servicing or servicing agreement, the trustee or the seller may attempt to terminate the defaulting party.  However, certain aspects of the servicing of mortgage loans are subject to various interpretations of what actions are “accepted” or “market standard” practices, and the parties’ determination of what servicing actions are in the best interest for the securityholders may, at such times, be in disagreement between the trustee, the sponsor and the seller on the one hand, and the master servicer or servicer, as applicable, on the other.  As a consequence, if the trustee or the seller attempts to terminate a defaulting master servicer or servicer, the master servicer or servicer may challenge that termination.  While such a dispute is being resolved, the performance of the servicing function of the master servicer or servicer may continue to suffer and may adversely affect the mortgage loans.

If the master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the relevant agreements under the bankruptcy laws, thus forcing the trustee to appoint a successor servicer or master servicer.

If the master servicer or servicer resigns or is in default and the cost of servicing the mortgage loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the relevant governing agreement.  These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer.  If that approval was not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust.  Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

Delinquencies Due to Servicing Transfers

Servicing of mortgage loans may be transferred in the future to other servicers in accordance with the provisions of the trust agreement or sale and collection agreement, as applicable, and the related servicing agreement as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under a servicing agreement or (2) the exercise by the seller of its right to terminate a servicer without cause.

All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, inadequate borrower notification, system incompatibilities and other reasons.  As a result, the affected mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer.  There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yields on the securities.

See “Servicing of Loans” in this prospectus.
Risks Relating to Optional or Mandatory Purchases of Securities

If specified in the related prospectus supplement, one or more classes of the related series of securities may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated person or entity, at specified times and purchase prices, and under particular circumstances, or may be subject to mandatory purchase or redemption.

In the event that any of those parties exercises its right to purchase the related securities, the purchase of the related securities will have the same effect as a prepayment of the related mortgage loans in the trust fund.  If you purchase securities at a premium, especially any interest-only securities, and the related securities are purchased as described above sooner than you anticipate, then your yield may be lower than you anticipate.  Similarly, if you purchase securities at a discount, especially any principal-only securities, and the related securities are purchased as described above later than you anticipate (or not purchased at all), then your yield may be lower than you anticipate.

See “Description of the Securities—Optional Purchase of Securities” and “—Other Purchases” in this prospectus.
Risks Relating to Securities Subject to a Mandatory Auction Procedure

If specified in the related prospectus supplement, one or more classes of the related series of securities may be subject to a mandatory auction procedure and may be transferred to third-party investors on a certain distribution date.  If you purchase securities subject to an auction procedure, your investment in that security will end on the related auction distribution date, except in certain circumstances described below.

If the outstanding principal amount of any class of securities subject to a mandatory auction procedure, after application of principal distributions and realized losses on the related auction distribution date, is greater than the amount received in the auction, a swap counterparty, pursuant to a market value swap agreement, will be obligated to pay the amount of that excess to the auction administrator for distribution to the holders of the securities subject to such auction procedure.  If all or a portion of a class of auction securities is not sold in the auction, the auction price for these unsold securities will be deemed to be zero and the swap counterparty will pay the auction administrator the entire outstanding principal amount of the unsold securities, after application of principal distributions and realized losses on the related auction distribution date.  If the swap counterparty defaults on its obligations under the swap agreement, you may receive an amount less than the outstanding principal amount of your auction security, after application of principal distributions and realized losses on the auction distribution date.  In addition, if the swap counterparty defaults and if not all of a class of securities is purchased by third-party investors in the auction, then your auction security (or part of your auction security) will not be transferred, in which case you will not receive any proceeds from the auction and you will retain your auction security (or part of your auction security).

See “Derivatives” in this prospectus.
Rights of a NIMS Insurer May Affect Securities

If specified in the related prospectus supplement, it may be anticipated that one or more insurance companies, referred to as the “NIMS Insurer,” may issue a financial guaranty insurance policy covering certain payments to be made on any net interest margin securities to be issued by a separate trust or other special purpose entity and to be secured by all or a portion of the securities specified in the related prospectus supplement.  If such an insurance policy is issued, the trust agreement and the servicing agreements for this transaction will provide that, unless there exists a continuance of any failure by the NIMS Insurer to make a required payment under the policy insuring the net interest margin securities or there exists an insolvency proceeding by or against the NIMS Insurer, the NIMS Insurer, if any, will be entitled to exercise, among others, the following rights, without the consent of the holders of the securities, and the holders of the securities may exercise these rights only with the prior written consent of the NIMS Insurer:  (1) the right to provide notices of servicer or master servicer defaults and the right to direct the trustee and the master servicer to terminate the rights and obligations of the master servicer and the servicers, respectively, under the trust agreement and the servicing agreements in the event of a default by any master servicer or servicer, (2) the right to remove the trustee or any co-trustee pursuant to the trust agreement and (3) the right to direct the trustee to make investigations and take actions pursuant to the trust agreement.  In addition, unless the NIMS Insurer defaults or there exists an insolvency proceeding as described above, the NIMS Insurer’s consent will be required prior to, among other things, (1) the waiver of any default by any master servicer, any servicer or the trustee, (2) the appointment of any successor trustee or any co-trustee or (3) any amendment to the trust agreement or any servicing agreement.  The NIMS Insurer will also have additional rights under the trust agreement and in each the servicing agreement.

Investors in the related securities should note that any insurance policy issued by the NIMS Insurer will not cover, and will not benefit in any manner whatsoever, those securities.  Furthermore, the rights granted to the NIMS Insurer, if any, may be extensive and the interests of the NIMS Insurer may be inconsistent with, and adverse to, the interests of the holders of those securities.  The NIMS Insurer has no obligation or duty to consider the interests of the holders of the securities in connection with the exercise or non-exercise of the NIMS Insurer’s rights.

The NIMS Insurer’s exercise of the rights and consents set forth above may negatively affect the securities and the existence of the NIMS Insurer’s rights, whether or not exercised, may adversely affect the liquidity of the securities, relative to other asset-backed securities backed by comparable mortgage loans and with comparable payment priorities and ratings.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of brokers and lenders.  In addition, other state laws, public policy and general principles of equity relating to the protection of borrowers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans.

Mortgage loans are also subject to various federal laws, including:

•

the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance; and

• the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of certain provisions of these federal laws may limit the ability of the servicers to collect all or part of the principal of or interest on the related mortgage loans and in addition could subject the trust fund to damages and administrative enforcement.

The related seller of the mortgage loans will represent in the mortgage loan sale agreement described in the related prospectus supplement that each mortgage loan was originated in compliance with applicable federal, state and local laws and regulations.  In the event of a breach of this representation, that seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the related prospectus supplement and under “The Agreements—Repurchase and Substitution of Non-Conforming Loans” in this prospectus.

Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments on the Securities

Each transfer of a mortgage loan to Lehman Brothers Holdings Inc. (or to such other seller specified in the related prospectus supplement), from the seller to the depositor and, in connection with the issuance of any asset-backed notes, from the depositor to the issuing entity, will be intended to be an absolute and unconditional sale of that mortgage loan and will be reflected as such in the applicable documents.  However, in the event of the bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by the insolvent party as a borrowing secured by a pledge of the mortgage loan.  Such an attempt, even if unsuccessful, could result in delays in payments on the securities.  If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity.  In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

Limited Ability to Resell Securities

The underwriter will not be required to assist in resales of the securities, although it may do so.  A secondary market for any class of securities may not develop.  If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

Limited Obligations

The assets of the trust fund are the sole source of payments on the related securities.  The securities are not the obligations of any other entity.  None of the sponsor, the seller, the depositor, any underwriter, the trustee, any administrator, any master servicer, any servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the applicable ratings of the securities.  If credit enhancement is not available, holders of securities may suffer losses on their investments.

Ratings on the Securities Are Dependent on Assessments by the Rating Agencies

The ratings on the securities depend primarily on an assessment by the rating agencies of the mortgage loans and other assets of the trust fund, any credit enhancement and the ability of the servicers and the master servicer to service the loans.  The ratings of the securities by the rating agencies:

•

only address the likelihood of receipt by holders of securities of distributions in the amount of scheduled payments on the mortgage loans;

•

do not take into consideration any of the tax aspects associated with the securities;

•

do not address the possibility that, as a result of principal prepayments, the yield on your securities may be lower than anticipated;

•

do not address the payment of any basis risk shortfalls with respect to the securities; and

•

do not comment as to the market price or suitability of the securities for a particular investor.

Ratings are not recommendations to buy, sell or hold the securities.  A rating may be changed or withdrawn at any time by the assigning rating agency.

The Securities May Not Be Suitable Investments

The securities may not be a suitable investment if you require a regular or predictable schedule of payment, or payment on any specific date.  Because the mortgage loans in the trust fund may include a substantial proportion of loans as to which the borrowers have blemished credit histories (including prior bankruptcy proceedings) or loans whose future performance is difficult to predict, such as adjustable payment mortgage loans, interest-only loans, and for the other factors relating to the mortgage loans discussed above, the yields and the aggregate amount and timing of distributions on your securities may be subject to substantial variability from period to period and over the lives of the securities.  An investment in these types of securities involves significant risks and uncertainties and should only be considered by sophisticated investors who, either alone or with their financial, tax and legal advisors, have carefully analyzed the mortgage loans and the securities and understand the risks.  In addition, investors should not purchase classes of securities that are susceptible to special risks, such as subordinate securities, interest-only securities and principal-only securities, unless the investors have the financial ability to absorb a substantial loss on their investment.

Description of the Securities

General

The asset-backed certificates (the “Certificates”) of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement (as defined herein). A series of Securities may also include asset-backed notes (the “Notes,” and together with the Certificates, the “Securities”) that will represent indebtedness of the related trust fund and will be issued pursuant to an indenture. See “The Agreements.”

Each series of Securities will consist of one or more classes of Securities, one or more of which may:

·

accrue interest based on a fixed rate (“Fixed Rate Securities”);

·

accrue interest based on a variable or adjustable rate (“Floating Rate Securities”);

·

be entitled to principal payments from the accreted interest from specified classes of Accrual Securities (“Accretion Directed Securities”). An Accretion Directed Security also may receive principal payments from principal paid on the underlying assets of the trust fund for the related series;

·

provide for interest otherwise payable on certain securities to be paid as principal on one or more classes of Accretion Directed Securities, and the amount of interest accrued on those accrual securities is instead added to the principal balance of these accrual security (“Accrual Securities”);

·

be entitled to a greater percentage of interest on the Loans underlying or comprising the Primary Assets for the series than the percentage of principal on the Loans to which the Securities are entitled (“Interest Weighted Securities”);

·

be entitled to principal, but no interest (“Principal Only Securities”);

·

be entitled to a greater percentage of principal on the Loans underlying or comprising the Primary Assets for the series than the percentage of interest on the Loans to which the Securities are entitled (“Principal Weighted Securities”);

·

be entitled to interest, but no principal (“Interest Only Securities”);

·

have components to a class of Securities where each component may have different principal and/or interest payment characteristics but together constitute a single class “Component Securities”). Each component of a class of Component Securities may be identified as falling into one or more of the categories in this description of Securities;

·

be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule (a “Planned Balance”) specified in the prospectus supplement, derived by assuming two constant prepayment rates for the Loans backing the related Securities (“Planned Amortization Certificates” or “PACs”);

·

be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule (a “Targeted Balance”) specified in the prospectus supplement, derived by assuming a single constant prepayment rate for the Loans backing the related Securities (“Targeted Amortization Certificates” or “TACs”);

·

be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule (a “Scheduled Balance”) specified in the prospectus supplement, but is not designated or structured as a PAC or a TAC (“Scheduled Securities”);

·

be subordinate to one or more other classes of Securities in respect of receiving distributions of principal and interest, to the extent and under the circumstances specified in the prospectus supplement (“Subordinate Securities”); and/or

·

have other entitlements or characteristics described in this prospectus, or a combination of certain of the entitlements and characteristics described above and elsewhere in this prospectus.

If specified in the prospectus supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the assets in the related trust fund (each portion of Assets, an “Asset Group”).

Each class of Securities offered by this prospectus and the prospectus supplement (the “Offered Securities”) will be issued in the minimum original principal amount or notional amount for Securities of each class specified in the prospectus supplement. The transfer of any Offered Securities may be registered, and those Securities may be exchanged, without the payment of any service charge. The classes of Securities of a series may be issued in fully registered, certificated form (“Definitive Securities”) or issued in book-entry form only (“Book-Entry Securities”) Book-Entry Securities in specified minimum denominations and integral multiples thereof, as provided in the prospectus supplement. See “—  Book-Entry Registration.”

Distributions on the Securities

General

Distributions on the Securities of each series will be made by or on behalf of the trustee from the Available Distribution Amount for that series, on each Distribution Date, as specified in the prospectus supplement. Distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered on the close of business on the record date specified in the prospectus supplement. Payments will be made by check mailed to the registered owners at their addresses appearing on the Security Register, or by wire transfer (at the expense of the securityholder requesting payment by wire transfer) in certain circumstances described in the prospectus supplement; provided, however, that the final distribution in retirement of a Security will be made only upon presentation and surrender of the Security at the corporate trust office of the trustee or as otherwise specified in the prospectus supplement. Advance notice of the final distribution on a Security will be mailed to the securityholders.

Distributions of interest on Securities entitled to receive interest will be made periodically at the intervals and Interest Rates specified or determined in accordance with the prospectus supplement. The interest rate for a class of securities may be subject to an available funds cap, net weighted average rate cap or other limitation described in the prospectus supplement.  Shortfalls in interest payments to securityholders due to application of such a limitation will be referred to as “basis risk shortfalls” or such other term as is used in the applicable prospectus supplement, and, will be payable to securityholders on future distribution dates only if so specified in the prospectus supplement, and then only to the extent of funds available for such distributions as specified in the related prospectus supplement.  Interest on the Securities will be calculated generally either on the basis of a 360-day year consisting of twelve 30-day months, or on the basis of a 360-day year and the actual number of days elapsed in each accrual period, as specified in the related prospectus supplement.

If the Primary Assets for a series of Securities have adjustable or variable interest rates, then the rate at which interest accrues on the principal balance of the Securities or on a class in the series (the “Interest Rate”) may also vary, due to changes in prevailing interest rates and due to prepayments on Loans comprising or underlying the Primary Assets.  If the Primary Assets for a series have fixed interest rates, then the Interest Rate on Securities of a series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate of the Primary Assets.  If the Primary Assets have lifetime or periodic adjustment caps on their respective rates, then the Interest Rate on the Securities of the related series may also reflect those caps.

A series of Securities may include one or more classes of Floating Rate Securities.  The Interest Rate of a Floating Rate Security will be a variable or adjustable rate, which may be subject to a maximum floating rate, a minimum floating rate, or both, as specified in the prospectus supplement. For each class of Floating Rate Securities, the prospectus supplement will set forth the initial Floating Rate (or the method of determining it), the period during which the Floating Rate applies, and the formula, Index, or other method by which the Floating Rate for each period will be determined.

If the Interest Rate of a Floating Rate Security is determined based upon an Index, the Index will be one of the following:

·

CMT;

·

CODI;

·

COFI;

·

COSI;

·

Fed Funds Rate;

·

GBP LIBOR;

·

LIBOR;

·

LIBORSWAP;

·

MTA;

·

National Average Contract Mortgage Rate;

·

National Monthly Median COFI;

·

Prime Rate;

·

SIBOR;

·

SWAPLIBOR; and

·

T-Bill.

Each of these indices is described in more detail under “The Trust Funds—The Mortgage Loans—General” below.

Distributions of principal on each class of Securities in a series will be made on a pro rata or random lot basis among all of the Securities of the class, or as otherwise specified in the prospectus supplement.

The funds in the Distribution Account (together with any amounts transferred from any Reserve Fund or applicable credit support) may be insufficient to make the full distribution to securityholders on a Distribution Date. In this case, the funds available for distribution to the securityholders of each class will be distributed in accordance with their respective interests. However, as described in the prospectus supplement, holders of Securities will receive their current distributions and past amounts due but unpaid to them before holders of Subordinate Securities are paid (in each case, these amounts are calculated as described in the prospectus supplement). The difference between the amount that the securityholders would have received if there had been sufficient eligible funds available for distribution and the amount actually distributed will be included in the calculation of the amount that the securityholders are entitled to receive on the next Distribution Date.

For a description of the reports to be furnished to securityholders concerning a distribution, see “The Agreements — Reports to Securityholders.”

Single Class Securities Generally

With respect to a series of Securities that is not a Multi-Class Series, distributions on the Securities on each Distribution Date will generally be allocated to each Security entitled to payment on the basis of the undivided percentage interest (the “Percentage Interest”) evidenced by the Security, or on the basis of the Security’s outstanding principal amount or notional amount (subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions), as specified in the prospectus supplement. See “— Subordinate Securities” below.

If specified in the prospectus supplement, a series of Securities may include one or more classes that are Interest Weighted Securities, Principal Weighted Securities, or both. Unless otherwise specified in the prospectus supplement, payments received from the Primary Assets will be allocated on the basis of the Percentage Interest of each class in the principal component of the distributions, the interest component of the distributions, or both, and will be further allocated on a pro rata basis among the Securities within each class. The method or formula for determining the Percentage Interest of a Security will be set forth in the prospectus supplement.

Multi-Class Series

A series of Securities may include Floating Rate Securities, Accrual Securities, Accretion Directed Securities, Scheduled Securities, Planned Amortization Certificates, Targeted Amortization Certificates, and/or classes of Subordinate Securities and Senior Securities (a “Multi-Class Series”). For a series of Securities that is not a Multi-Class Series, each class is designated to receive a particular portion of future principal or interest cash flows on the Primary Assets. This designation does not change over the term of the Securities unless the series has a subordination feature in one or more classes of Subordinate Securities that protects one or more classes of Senior Securities in the event of failure of timely payment of the Primary Assets. Each Security of a Multi-Class Series will have a principal amount or a notional amount and a specified Interest Rate (that may be zero). Interest distributions on a Multi-Class Series will be made on each Security entitled to an interest distribution on each Distribution Date at the Interest Rate specified in or determined in accordance with the prospectus supplement, to the extent funds are available in the Distribution Account, subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions. See “ — Subordinate Securities” below and “Credit Support — Subordinate Securities; Subordination Reserve Fund.”

Distributions of interest on Accrual Securities will begin only after the related accretion termination date specified in the prospectus supplement. On each Distribution Date on or before the accretion termination date, interest on the Accrual Securities accrues, and the amount of interest accrued is added on each Distribution Date to the principal balance of the Security. On each Distribution Date after the accretion termination date, interest distributions will be made on classes of Accrual Securities on the basis of the current Compound Value of the class. The “Compound Value” of a class of Accrual Securities equals the initial aggregate principal balance of the class, plus accrued and undistributed interest added to the class through the immediately preceding Distribution Date, less any principal distributions previously made to reduce the aggregate outstanding principal balance of the class.

Distributions of principal will be allocated among the classes of a Multi-Class Series in the order of priority and amount specified in the prospectus supplement. Generally, the “Principal Distribution Amount” for a Multi-Class Series on any Distribution Date will be equal to the sum of (1) the accrual distribution amount for any Accrual Securities, (2) the Minimum Principal Distribution Amount and (3) the percentage, if any, of the excess cash flow specified in the prospectus supplement. The “Minimum Principal Distribution Amount” is the amount, if any, by which the outstanding principal balance of the Securities of a series (before giving effect to any payment of principal on that Distribution Date) exceeds the aggregate value of the Primary Assets as of that Distribution Date.

Subordinate Securities

A series of Securities may include one or more classes of Subordinate Securities that provide some or all of the credit support for the Senior Securities in the series. The rights of holders of some classes of securities (the “Subordinate Securities”) to receive distributions will be subordinate in right and priority to the rights of holders of senior securities of the series (the “Senior Securities”) but only to the extent described in the prospectus supplement. If the Primary Assets are divided into separate Asset Groups, evidenced by separate classes, credit support may be provided by a cross-support feature. This feature requires that distributions be made to Senior Securities prior to making distributions on Subordinate Securities backed by assets in another Asset Group within the trust fund. Unless rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each, a “Rating Agency”), Subordinate Securities will not be offered by this prospectus or the prospectus supplement. See “Credit Support — Subordinate Securities; Subordination Reserve Fund.”

Optional Termination

If specified in the prospectus supplement for a series of Securities, the depositor, the servicer or master servicer, or any other designated entity may, at its option, purchase or direct the sale of a portion of the Primary Assets of the trust fund, or cause an early termination of the trust fund by repurchasing all of the Primary Assets from the trust fund or directing the sale of the Primary Assets. This termination may occur on a date on or after the date on which either (1) the Aggregate Asset Principal Balance of the Primary Assets is less than a specified percentage of the initial Aggregate Asset Principal Balance, or (2) the aggregate principal amount of the Securities (or of certain classes in a series) is less than a specified percentage of their initial aggregate principal amount, as described in the prospectus supplement.

·

“Asset Principal Balance” means, for any Loan at the time of determination, its outstanding principal balance as of the Cut-off Date, reduced by all amounts distributed to securityholders (or used to fund the Subordination Reserve Fund, if any) and reported as allocable to principal payments on the Loan.

·

“Aggregate Asset Principal Balance” means, at the time of determination, the aggregate of the Asset Principal Balances of all the Loans in a trust fund.

The optional termination described in this section will be in addition to terminations that may result from other events. See “The Agreements — Event of Default; Rights Upon Event of Default” and “— Termination.”

Optional Redemption of Securities

If specified in the prospectus supplement for a series, any class of Securities of that series may be subject to redemption at the option of the holder, provided that any such right of redemption will be limited such that the Securities of that class will not constitute redeemable securities for purposes of the Investment Company Act of 1940.

Optional Purchase of Securities

The prospectus supplement for a series of Securities may provide that one or more classes of the series may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated person or entity, at specified times and purchase prices, and under particular circumstances. Notice of any purchase must be given by the trustee prior to the optional purchase date, as specified in the prospectus supplement.

Other Purchases

If specified in the prospectus supplement for a series, any class of Securities in the series may be subject to purchase, in whole or in part, at the request of the holders of that class or to mandatory redemption or purchase by the depositor, the servicer or master servicer, or another designated entity. The terms and conditions of any redemption or mandatory purchase with respect to a class of Securities will be described in the prospectus supplement.

The depositor may also have the option to obtain for any series of Securities, one or more guarantees or other instruments from a company or companies acceptable to the Rating Agencies. As specified in the prospectus supplement, these instruments may provide for one or more of the following for any series of Securities:

·

call protection for any class of Securities of a series;

·

a guarantee of a certain prepayment rate of some or all of the Loans underlying the series; or

·

certain other guarantees described in the prospectus supplement.

Exchangeable Securities

General

If specified in the related prospectus supplement, a series of Securities may include one or more classes that are exchangeable securities.  In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the prospectus supplement. The classes of Securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable securities will be referred to as a “combination.”  Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

The descriptions in the related prospectus supplement of the Securities of a series that includes exchangeable securities, including descriptions of principal and interest distributions, registration and denomination of Securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, also will apply to each class of exchangeable securities.  The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

Exchanges

If a holder elects to exchange its exchangeable securities for related exchangeable securities, the following three conditions must be satisfied:

·

the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities (for purposes of this condition, an interest-only class will have a principal balance of zero);

·

the aggregate amount of interest payable on each Distribution Date with respect to the exchangeable securities received in the exchange must equal the aggregate amount of interest payable on that Distribution Date with respect to the exchanged securities; and

·

the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

·

A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate.  In addition, the aggregate principal balance of the two classes with interest rates that vary with an index would equal the principal balance of the class with the fixed interest rate.

·

An interest-only class and a principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the exchangeable interest-only class.

·

Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that, when applied to the principal balance of the exchanged for classes, would generate an annual interest amount equal to the aggregate amount of annual interest of the two exchanged classes.

In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

·

A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

·

A class of exchangeable securities that is a Scheduled Security, Planned Amortization Certificate or Targeted Amortization Certificate, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the Scheduled Security, Planned Amortization Certificate or Targeted Amortization Certificate, as applicable, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price, or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable security received in an exchange will be made on the Distribution Date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

Book-Entry Registration

If provided for in the prospectus supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each of these classes will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company (“DTC”) and, if provided in the prospectus supplement, additionally through Clearstream Banking Luxembourg (“Clearstream”) or The Euroclear System (“Euroclear”). Each class of Book-Entry Securities will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Securities and will initially be registered in the name of Cede & Co.

No person acquiring an interest in a Book-Entry Security (each, a “Beneficial Owner”) will be entitled to receive a Definitive Security, except as set forth under “Book-Entry Procedures—Definitive Securities” in Annex A of this prospectus.  Unless and until Definitive Securities are issued for the Book-Entry Securities under the limited circumstances described in the related prospectus supplement or in Annex A hereto, all references to actions by securityholders with respect to the Book-Entry Securities will refer to actions taken by DTC, Clearstream or Euroclear upon instructions from their Participants (as defined in Annex A hereto), and all references herein to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Securities will refer to distributions, notices, reports and statements to DTC, Clearstream or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream and Euroclear.

For a description of the book-entry registration procedures applicable to Book-Entry Securities, see “Book-Entry Procedures” in Annex A of this prospectus.

The Trust Funds

General

The Notes will be secured by a pledge of the assets of the trust fund, or an individual Asset Group, and the Certificates will represent beneficial ownership interests in the assets of the trust fund, or an individual Asset Group, each as specified in the prospectus supplement. The Securities will be non-recourse obligations of the trust fund. Holders of the Notes may only proceed against the assets of the trust fund as collateral in the case of a default, and then only to the extent provided in the indenture, and may not proceed against any assets of the depositor or its affiliates, or assets of the trust fund not pledged to secure the Notes.

The trust fund for each series of Securities will be held by the trustee for the benefit of the related securityholders, and will consist of:

·

amounts due and payable with respect to the Primary Assets as of the cut-off date designated in the prospectus supplement (the “Cut-off Date”);

·

amounts held from time to time in the Collection Account, the Securities Administration Account and the Distribution Account established for a series of Securities;

·

Mortgaged Properties that secured a Mortgage Loan and that are acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession;

·

any Reserve Fund established pursuant to the Agreement for a series of Securities, if specified in the prospectus supplement;

·

any Servicing Agreements relating to Mortgage Loans in the trust fund, to the extent that these agreements are assigned to the trustee;

·

any pool insurance policy, special hazard insurance policy, bankruptcy bond or other credit support relating to the series;

·

any interest rate swap agreement, interest rate cap agreement, currency swap or currency option, market value swap or similar derivative instrument;

·

investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement; and

·

any other asset, instrument or agreement relating to the trust fund and specified in the prospectus supplement.

The prospectus supplement may specify that a certain amount or percentage of a Primary Asset will not be sold by the depositor or seller of the Primary Asset, but will be retained by that party (the “Retained Interest”).  Therefore, amounts received with respect to a Retained Interest in a Private Mortgage-Backed Security or a Loan comprising the Primary Assets for a series will not be included in the trust fund but will be payable to the seller of the respective asset, or to the master servicer (if any), servicer, depositor or another party, free and clear of the interest of securityholders under the Agreements.

The “Primary Assets” in the trust fund for a series of Securities may consist of any combination of the following, to the extent and as specified in the prospectus supplement:

·

Mortgage Loans; and

·

mortgage pass-through certificates representing a fractional, undivided interest in Loans or collateralized mortgage obligations secured by Loans (“Private Mortgage-Backed Securities”).

To the extent provided in the related prospectus supplement, a trust fund that primarily consists of Mortgage Loans may also include loans (“Assistance Loans”) made by the United States Small Business Administration or other government agency to borrowers who have incurred property damage or loss in connection with a federally recognized disaster.  As specified in the related prospectus supplement, Assistance Loans may be secured by senior or junior liens on collateral of the types described in the prospectus supplement, or unsecured.  Assistance Loans may have fixed or adjustable interest rates, may require repayment monthly or at other intervals, and have other payment characteristics as described in the related prospectus supplement.  Additional information regarding Assistance Loans, to the extent material to prospective investors, will be provided in the related prospectus supplement.  Such information will include, among other things, the weighted average principal balances, interest rates and terms to maturity of the Assistance Loans, collateral types and lien priority (if applicable), and geographic concentration.

Mortgage Loans and Assistance Loans are referred to in this prospectus as “Loans.”  Private Mortgage-Backed Securities will evidence a beneficial ownership interest in underlying assets that will consist of Loans.  Loans that comprise the Primary Assets will be purchased by the depositor directly or through an affiliate in the open market or in privately negotiated transactions. Some, none or all of the Loans may have been originated by an affiliate of the depositor. See “The Agreements — Assignment of Primary Assets.”

The Mortgage Loans

General

The Primary Assets in a trust fund for a series of Securities may include mortgage loans secured by commercial properties of the types described in this prospectus (“Mortgage Loans”).  No non-performing assets will be included as Primary Assets in a trust fund.  Generally, but not in all cases, the originators of the Mortgage Loans are savings and loan associations, savings banks, commercial banks, credit unions or insurance companies.  An affiliate of the depositor may have originated some of the Mortgage Loans.

The Mortgage Loans in a trust fund may include Commercial Mortgage Loans with the following interest rate and payment characteristics:

·

fixed interest rate Mortgage Loans;

·

adjustable rate Mortgage Loans, which may include any of the following types of Mortgage Loans:

·

Mortgage Loans whose interest rate adjusts on the basis of a variable Index plus a margin, with the initial adjustment typically occurring less than a year after origination of the related mortgage loan and adjustments occurring periodically thereafter;

·

“hybrid” Mortgage Loans, whose interest rate is fixed for the initial period specified in the related mortgage note (typically for a period of a year or more after origination), and thereafter adjusts periodically based on the related Index;

·

“interest-only” Mortgage Loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the Mortgage Loan over the remaining term and to pay interest at the applicable interest rate borne by such Mortgage Loan (“Mortgage Rates”);

·

“negative amortization” Mortgage Loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related Index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the Mortgage Loan by the amount of unpaid interest; and

·

“option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the Mortgage Loan);

·

“balloon” Mortgage Loans, which provide for (1) equal monthly scheduled payments of principal and interest (a “Scheduled Payment”) that will not reduce the scheduled principal balance of the Mortgage Loan to zero at its maturity date and (2) a larger monthly payment due at its maturity date equal to the unpaid scheduled principal balance of that Mortgage Loan;

·

“GPM Loans,” which provide for fixed level payments or graduated payments, with an amortization schedule (1) requiring the mortgagor’s monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period after which the monthly installments become fixed for the remainder of the mortgage term, (2) providing for deferred payment of a portion of the interest due monthly during that period of time; or (3) providing for recoupment of the interest deferred through negative amortization, whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note;

·

“Bi-Weekly Loans,” which are fixed-rate, conventional, fully-amortizing Mortgage Loans secured by first mortgages on commercial properties that provide for payments of principal and interest by the borrower once every two weeks;

·

 “Shared Appreciation Mortgage Loans,” which are Mortgage Loans that provide for payment, in addition to principal and interest to the extent provided in the related Mortgage Note, of a portion of the appreciation in value (or the appreciated value) of the related Mortgaged Property;

·

any combination of the foregoing; or

·

Mortgage Loans with other payment characteristics as described in this prospectus and the prospectus supplement.

In addition, the Mortgage Loans may also include participations in residential mortgage loans as described below under “—Participation Interests.”

Generally, the Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments creating a first lien or (if so specified in the prospectus supplement) a junior lien on the real property securing a Mortgage Loan (the “Mortgaged Property”). In some cases, the Mortgage Loans may be secured by security instruments creating a lien on borrowers’ leasehold interests in real property, if the depositor determines the Mortgage Loans are commonly acceptable to institutional mortgage investors. A Mortgage Loan secured by a leasehold interest in real property is secured not by a fee simple interest in the Mortgaged Property but rather by a leasehold interest under which the mortgagor has the right, for a specified term, to use the related real estate and the dwellings located on the real estate. Generally, a Mortgage Loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease, and the term of the lease ends at least five years beyond the maturity date of the Mortgage Loan.

Each Mortgaged Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least five years greater than the term of the related Mortgage Loan unless otherwise specified in the prospectus supplement. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease. See “Legal Aspects of Loans.”

To the extent specified in the prospectus supplement, the Mortgaged Properties may include non-owner occupied investment properties. Mortgage Loans secured by investment properties may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Loans.

The characteristics of the Mortgage Loans comprising or underlying the Primary Assets for a series may vary if credit support is provided in levels satisfactory to the Rating Agencies that rate a series of Securities. Generally, the following selection criteria apply to Mortgage Loans included in the Primary Assets:

·

each first lien Mortgage Loan must have an original term to maturity of not less than 10 years and not more than 40 years, and each second lien Mortgage Loan must have an original term to maturity of not less than five years and not more than 30 years;

·

no Mortgage Loan may be included that, as of the Cut-off Date, is more than 59 days delinquent as to payment of principal or interest; and

·

no Mortgage Loan may be included unless a title insurance policy or, in lieu thereof, an attorney’s opinion of title, and a standard hazard insurance policy (which may be a blanket policy) is in effect with respect to the Mortgaged Property securing the Mortgage Loan.

The initial “Loan-to-Value Ratio” of any Mortgage Loan represents the ratio of the principal amount of the Mortgage Loan outstanding at the origination of the loan divided by the fair market value of the Mortgaged Property, as shown in the appraisal prepared in connection with origination of the Mortgage Loan (the “Appraised Value”). In the case of a Mortgage Loan to finance the purchase of a Mortgaged Property, the fair market value of the Mortgaged Property is the lesser of the purchase price paid by the borrower or the Appraised Value of the Mortgaged Property.

As specified in the prospectus supplement, “ARMs” or “Adjustable Rate Mortgages,” which provide for periodic adjustments in the interest rate component of the Scheduled Payment in accordance with an Index, will provide for a fixed initial Mortgage Rate for one or more Scheduled Payments. Thereafter, the Mortgage Rates will adjust periodically based, subject to the applicable limitations, on changes in the relevant Index described in the prospectus supplement, to a rate equal to the Index plus the Gross Margin, which is a fixed percentage spread over the Index established contractually for each ARM at the time of its origination. An ARM may be convertible into a fixed-rate Mortgage Loan. To the extent specified in the prospectus supplement, any ARM that is converted may be subject to repurchase by the servicer.

Adjustable mortgage rates can cause payment increases that some borrowers may find difficult to make. However, each of the ARMs may provide that its mortgage rate may not be adjusted to a rate above the applicable lifetime mortgage rate cap (the “Lifetime Mortgage Rate Cap”), if any, or below the applicable lifetime minimum mortgage rate (the “Minimum Mortgage Rate”), if any, for the ARM. In addition, certain of the ARMs provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period (the “Maximum Mortgage Rate Adjustment”). Some ARMs are payable in self-amortizing payments of principal and interest. Other ARMs (“Negatively Amortizing ARMs”) instead provide for limitations on changes in the Scheduled Payment to protect borrowers from payment increases due to rising interest rates.

These limitations can result in Scheduled Payments that are greater or less than the amount necessary to amortize a Negatively Amortizing ARM by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the Scheduled Payment is not sufficient to pay the interest accruing on a Negatively-Amortizing ARM, then the amount of interest accrued on the Stated Principal Balance thereof will exceed the amount of interest paid by the mortgagor in any month (such excess, “Deferred Interest”) which is added to the principal balance of the ARM, resulting in negative amortization, and will be repaid through future Scheduled Payments. If specified in the prospectus supplement, Negatively-Amortizing ARMs may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The prospectus supplement will specify whether the ARMs comprising or underlying the Primary Assets are Negatively Amortizing ARMs.

The adjustable or variable index (the “Index”) applicable to any ARM comprising the Primary Assets may be one of the following indices:

·

U.S. Dollar LIBOR (“LIBOR”), which is the average of the London Interbank Offer Rate, a rate at which banks in London, England lend U.S. dollars to other banks in the U.S. dollar wholesale or interbank money markets for a specified duration.

·

EURIBOR (“EURIBOR”), which is the average of the Euro Interbank Offer Rate, a rate at which banks offer to lend Euros to other banks in the Euro wholesale or interbank money markets for a specified duration.

·

GBP LIBOR (“GBP LIBOR”), which is the average of the British Pounds Sterling London Interbank Offer Rate, a rate at which banks in London, England lend British Pounds Sterling to other banks in the British Pounds Sterling wholesale or interbank money markets for a specified duration.

·

London Interbank Offer Swap Rate (“LIBORSWAP”), a rate which is the difference between the negotiated and fixed rate of a swap, with the spread determined by characteristics of market supply and creditor worthiness.

·

SIBOR (“SIBOR”), which is the average of the Singapore Interbank Offer Rate, a rate at which banks in Asia lend U.S. dollars to other banks in the Singapore wholesale or interbank money markets for a specified duration.

·

Constant Maturity Treasury (“CMT”) Indices, which is an average yield on United States Treasury securities adjusted to a specified constant maturity, as by the Federal Reserve Board.

·

Treasury Bill (“T-Bill”) Indices, which is a rate based on the results of auctions that the U.S. Department of Treasury holds for its Treasury bills, notes or bonds or is derived from its daily yield curve.

·

Federal Funds Rate (“Fed Funds Rate”), which is the interest rate that banks charge each other on overnight loans made between them, as determined by the Federal Reserve Bank.

·

Prime Rate (“Prime Rate”) Index, which is an index based on the interest rate that banks charge to their most credit-worthy customers for short-term loans.  The Prime Rate may differ among financial institutions.

·

Monthly Treasury Average (“MTA”), which is a per annum rate equal to the 12-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board.

·

Cost of Funds Index (“COFI”), which is a weighted average cost of funds for savings institutions that are member institutions of various federal banking districts, most commonly by 11th District members of the Federal Home Loan Bank of San Francisco.

·

National Monthly Median Cost of Funds Index (“National Monthly Median COFI”), which is the median COFI of all federal banking districts, or the midpoint value, of institutions’ COFI ratios.

·

Cost of Savings Index (“COSI”), which is a weighted average of the rates of interest on the deposit accounts of the federally insured depository institution subsidiaries of Golden West Financial Corporation, which operates under the name World Savings.

·

Certificate of Deposit Indices (“CODI”), which are indices based on the averages of the nationally published secondary market interest rates on nationally traded certificates of deposit, as published by the Federal Reserve Board.  The certificates of deposit are issued by banks and other financial institutions and pay a fixed rate of interest for specified maturities.

·

National Average Contract Mortgage Rate (“National Average Contract Mortgage Rate”), which is an index based on a weighted average rate of initial mortgage interest rates paid by home buyers for conventional fixed and adjustable rate single-family homes reported by a sample of mortgage lenders for loans closed for the last five working days of the month.  The weightings are determined by the type, size and location of the lender and is reported monthly by the Federal Housing Finance Board.

The Indices described above which are applicable to the Primary Assets for a trust fund will be disclosed in the related prospectus supplement.

Certain of the Mortgage Loans may be Shared Appreciation Mortgage Loans, which are fixed rate Mortgage Loans under which the borrower is obligated to pay, in addition to principal and interest at an interest rate calculated as provided in the related Mortgage Note, a portion of the appreciation in value (or the appreciated value) of the related Mortgaged Property.  If so specified in the related prospectus supplement, the related seller may retain or convey to another entity the right to receive the shared appreciation payment and any applicable prepayment premium with respect to a Shared Appreciation Mortgage Loans that is conveyed to the related trust fund.  The prospectus supplement for a series will disclose the aggregate principal balance of Shared Appreciation Mortgage Loans included in the trust fund and whether the trust fund holds the right to receive the related shared appreciation payments and prepayment premiums.

The prospectus supplement for each series of Securities will provide information about the Mortgage Loans, as of the Cut-off Date, including:

(1)

the aggregate outstanding principal balance and average outstanding principal balance of the Mortgage Loans;

(2)

the weighted average Mortgage Rate of the Mortgage Loans, and, in the case of ARMs, the weighted average of the current mortgage rates and the Lifetime Mortgage Rate Caps, if any;

(3)

if applicable, the aggregate of any capitalized or uncapitalized accrued interest on the Mortgage Loans;

(4)

the range of the age or seasoning of the Mortgage Loans, including the weighted average thereof;

(5)

the weighted average term-to-stated maturity of the Mortgage Loans and the range of remaining terms-to-stated maturity;

(6)

the Servicer distribution, if different Servicers are servicing the Mortgage Loans;

(7)

the amortization period;

(8)

the range of Loan-to-Value Ratios for the Mortgage Loans and if applicable, combined Loan-to-Value Ratios;

(9)

the relative percentage (by outstanding principal balance as of the Cut-off Date) of Mortgage Loans that are ARMs;

(10)

any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Mortgage Loans;

(11)

the geographic distribution of the Mortgaged Properties securing the Mortgage Loans

(12)

the number and range of any prepayment premiums or any other similar fees;

(13)

the originator distribution of originators that originated 10% or more of the Mortgage Loans, if more than one originator originated the Mortgage Loans in the trust fund; and

(14)

the range of credit scores applicable to the borrowers of the related Mortgage Loans.

If information of the type described above respecting the Mortgage Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within four days after the initial issuance of the Securities.

Balloon Loans

A borrower’s ability to pay the balloon amount at maturity, which may be a substantial amount, will typically depend on the borrower’s ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan.  The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including without limitation real estate values, the borrower’s financial situation, the level of available mortgage loan interest rates, the borrower’s equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan.

Simple Interest Loans

If specified in the related prospectus supplement, a portion of the Loans underlying a series of securities may be simple interest loans.  A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment.  Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan.  As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance.  Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.  On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less.  If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled.  However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled.  If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment.  The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

Monthly payments on most Loans are computed and applied on an actuarial basis.  Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

Participation Interests

If specified in the related prospectus supplement, a portion of the Loans underlying a series of Securities may be participation interests in Commercial Mortgage Loans, established under a participation agreement.  Each participation interest will represent an entitlement to interest and principal payments on a single Commercial Mortgage Loan.  The related trust fund will own the related entitlement, and the entitlement to the remaining interest and principal payments on the related Mortgage Loan will not be owned by the trust fund.  Under the related participation agreement, there will be a single servicer that services the related Mortgage Loan on behalf of all of the respective owners, and the mortgage file for each Mortgage Loan will be held by a single custodian or trustee on behalf of all of the respective owners.  Under the related participation agreement, the servicer will be obligated to service the Mortgage Loan in accordance with accepted servicing practices for that mortgage loan type.  All collections received as to that Mortgage Loan will be promptly remitted to the respective owners of the participation interests.  The servicer will not make advances for delinquent scheduled payments.  No credit enhancement will be provided under the participation agreement.  Participation arrangements of this type will be used in connection with comparatively larger balance Commercial Mortgage Loans, to allow for multiple interests in the loan to be held by different asset pools (or other investors).  Any offering of a series of Securities backed by participation interests will be made in compliance with Rule 190(a) or 190(c) under the Securities Act.

Commercial Mortgage Loans

The Mortgage Loans are secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in commercial real property (“Commercial Mortgage Loans”) and related property and interests.

Certain of the Mortgage Loans may be simple interest loans, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears.

Commercial Mortgage Loans also may be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both, and/or other collateral.  Pursuant to an assignment of leases and rents, the related borrower assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower.  State law may limit the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed.  See “Legal Aspects of Loans — Leases and Rents.”

Certain of the Commercial Mortgage Loans may require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including repairs to the Mortgaged Property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies.  In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit.  These amounts may be held in a custodial account by the applicable servicer or an agent.  The loan documents will generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

Such amounts may not continue to be escrowed in the future.  In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease.  Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events.  In the event of default by a borrower, amounts in a related reserve account may generally be applied to pay amounts owed on the mortgage loan.

Originators of Commercial Mortgage Loans may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, which may apply varying underwriting criteria in connection with originating Mortgage Loans.

Commercial real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending.  Commercial real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans.  Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project.  If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower’s ability to repay the loan may be impaired.  Commercial real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions.  Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, that affect the future cash flow of the property.  Corresponding to the greater lending risk is a generally higher interest rate applicable to commercial real estate lending.

A borrower (or the borrowers) under a Commercial Mortgage Loan may be one or more individuals or may be a corporation or other registered organization.  In some cases a borrower, such as a special purpose entity, will have no material assets other than the mortgaged property.  In addition, in some cases the loans will have been made on a non-recourse basis — in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

There are various risks associated with different types of commercial loans.  For example, the performance of a commercial loan secured by one or more retail properties and the value of the related mortgaged property may be affected by many factors, including:

·

the quality and success of a retail property’s tenants;

·

closing of a major store in the shopping center where the related property is located;

·

changes in consumer preferences;

·

declines in consumer spending;

·

competition from local merchants and from catalog and internet retailers; and

·

product obsolescence.

The performance of a commercial loan secured by one or more office properties and the value of the related mortgaged property may be affected by many factors, including:

·

quality and nature of tenants;

·

tenant concentration — i.e., predominantly high tech firms, law firms, government agencies, etc.;

·

the physical condition of the property;

·

the types of services and amenities provided;

·

changes in the surrounding neighborhood; and

·

availability of alternative office space.

The performance of a commercial loan secured by one or more industrial properties and the value of the related mortgaged property may be affected by many factors, including:

·

the design and adaptability of the building;

·

success or failure of the business of the tenant, which is frequently the sole tenant of the property;

·

availability of alternative space; and

·

quality of the local and regional transportation system.

The value of a commercial property may also be affected by a variety of other factors.  In general, such factors as location, changing demographics or traffic patterns, increases in operating expenses, competitive factors and economic conditions generally, among others, may affect the value of a commercial property.

Hospitals, nursing homes and other health care properties may receive a substantial portion of their revenues from government programs, which are subject to statutory and regulatory changes and funding limitations.  With respect to commercial loans generally, such factors as the management skill, experience and financial resources of the operator (which may be other than the borrower), national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due.

Leasehold mortgages are subject to risks not associated with mortgage loans secured by a lien on the fee estate of a borrower.  If the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security.  However, such leases generally require the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, and permit the leasehold estate to be assigned to and by the leasehold mortgagee.

The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to commercial than with respect to residential mortgage loans.  Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup.  In several states, such a lien has priority over the lien of an existing mortgage against such property.  In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), a lender may be liable, as an “owner” or “operator,” for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner.  See “Legal Aspects of Loans — Environmental Considerations.”  A lender also risks such liability on foreclosure of the mortgage.  Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower.  In addition, certain environmental laws impose liability for releases of asbestos into the air.  Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead paint, radon or other hazardous substances.  Property owners in some areas have been subject to liability claims associated with mold.

No single Commercial Mortgage Loan will have a principal balance equal as of the applicable cut-off date to ten percent of more of the total principal balance of the Mortgage Loans in the related trust.

Private Mortgage-Backed Securities

General

The trust fund for a series may consist of Private Mortgage-Backed Securities, which include:

·

mortgage pass-through certificates, evidencing an undivided interest in a pool of Loans; or

·

collateralized mortgage obligations secured by Loans.

The depositor will register the offering of the relevant Private Mortgage-Backed Securities as a primary offering of such securities, unless the Private Mortgage-Backed Securities are themselves exempt from registration under the Securities Act.  The offering of Private Mortgage-Backed Securities included in a trust fund will not be separately registered if all of the following are true:

(1) neither the issuer of the Private Mortgage-Backed Securities nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the Private Mortgage-Backed Securities and the related trust fund;

(2) neither the issuer of the Private Mortgage-Backed Securities nor any of its affiliates is an affiliate of the depositor, Sponsor, issuing entity or any underwriter relating to such trust fund and series of Securities; and

(3) the depositor would be free to publicly resell the Private Mortgage-Backed Securities without registration under the Securities Act.

If all the conditions for the Private Mortgage-Backed Securities described above are not met, the offering of the relevant Private Mortgage-Backed Securities itself will be registered as a primary offering of such securities under the Securities Act in accordance with the following:

·

the prospectus supplement for the offering of the related series of Securities will describe the plan of distribution for both the Private Mortgage-Backed Securities and the Securities related to that trust fund;

·

the prospectus relating to the offering of the Private Mortgage-Backed Securities will be delivered simultaneously with the delivery of the prospectus supplement relating to the offering of the related series of Securities, and the prospectus supplement for the related series of Securities will include disclosure that the prospectus for the offering of the Private Mortgage-Backed Securities will be delivered along with, or is combined with, the prospectus for the offering of the related series of Securities;

·

the prospectus supplement for the offering of the related series of Securities will identify the issuing entity, depositor, sponsor and each underwriter for the offering of the that series of Securities as an underwriter for the offering of the Private Mortgage-Backed Securities;

·

neither the prospectus relating to the offering of the Private Mortgage-Backed Securities nor the prospectus supplement for the offering of the related series of Securities will disclaim or limit responsibility by the issuing entity, sponsor, depositor, trustee or any underwriter for information regarding the Private Mortgage-Backed Securities; and

·

if the offering of the Securities and the Private Mortgage-Backed Securities is not made on a firm commitment basis, the issuing entity or the underwriters for the offering of the Securities will distribute a preliminary prospectus for both the offering of the Private Mortgage-Backed Securities and the offering of the related series of Securities, that identifies the issuer of the Private Mortgage-Backed Securities and the expected amount of the issuer’s Private Mortgage-Backed Securities that is to be included in the trust fund to any person who is expected to receive a confirmation of sale of the related Securities at least 48 hours prior to sending such confirmation.

Private Mortgage-Backed Securities are issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (a “PMBS Agreement”). The seller/servicer of the underlying Loans, or the issuer of the collateralized mortgage obligations, as the case may be, enters into the PMBS Agreement with the trustee under the PMBS Agreement (the “PMBS Trustee”). The PMBS Trustee or its agent, or a custodian, possesses the Loans underlying the Private Mortgage-Backed Security. Loans underlying a Private Mortgage-Backed Security are serviced by a servicer (the “PMBS Servicer”) directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer.

The issuer of the Private Mortgage-Backed Securities (the “PMBS Issuer”) will be a financial institution or other entity engaged generally in the business of mortgage lending; a public agency or instrumentality of a state, local or federal government; a limited purpose corporation or other entity organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts, and selling beneficial interests in the trusts; or one of the trusts. If specified in the prospectus supplement, the PMBS Issuer may be an affiliate of the depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the prospectus supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement.

Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage- Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the prospectus supplement.

Underlying Loans

The Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Loans, Bi-Weekly Loans, ARMs, or Loans having balloon or other irregular payment features.  Loans underlying the Private Mortgage-Backed Securities will be of a type described in the related prospectus supplement.

Credit Support Relating to Private Mortgage-Backed Securities

Credit support in the form of Reserve Funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, mortgage insurance, hazard insurance and other insurance policies (“Insurance Policies”) required to be maintained with respect to Securities, Loans, or Private Mortgage-Backed Securities or other types of credit support may be provided with respect to the Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of credit support will depend on certain characteristics of the Loans and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the Rating Agency.

Additional Information

The prospectus supplement for a series of Securities for which the trust fund includes Private Mortgage-Backed Securities will specify, to the extent material:

·

the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the trust fund;

·

certain characteristics of the Loans that comprise the underlying assets for the Private Mortgage-Backed Securities including, (1) the payment features of Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (2) the approximate aggregate principal balance, if known, of underlying Loans insured or guaranteed by a governmental entity, (3) the servicing fee or range of servicing fees with respect to the Loans, and (4) the minimum and maximum stated maturities of the underlying Loans at origination;

·

the interest rate or range of interest rates of the Private Mortgage-Backed Securities;

·

the weighted average interest rate of the Private Mortgage-Backed Securities;

·

the PMBS Issuer, the PMBS Servicer and the PMBS Trustee for the Private Mortgage-Backed Securities;

·

certain characteristics of credit support, if any, such as Reserve Funds, Insurance Policies, letters of credit or guarantees relating to the Loans underlying the Private Mortgage-Backed Securities or to the Private Mortgage-Backed Securities themselves;

·

the terms on which the underlying Loans for the Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities; and

·

the terms on which Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

If information of the type described above regarding the Private Mortgage-Backed Securities is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within four days after the initial issuance of the Securities.

Pre-Funding Arrangements

The depositor may be required to deposit cash into a pre-funding account on the issuance date. To the extent provided in the prospectus supplement for a series, the related Agreements may provide for a commitment by the depositor to subsequently convey to the trust fund additional Primary Assets or additional advances in respect of Mortgage Loans that comprise existing Primary Assets (“Subsequent Primary Assets”) following the date on which the Securities are issued (a “Pre-Funding Arrangement”). The Pre-Funding Arrangement will require that any Subsequent Primary Assets included in the trust fund conform to the requirements and conditions provided in the related Agreements. If a Pre-Funding Arrangement is utilized, on the closing date for the issuance of the Securities, the trustee will be required to deposit in a segregated account (a “Pre-Funding Account”) all or a portion of the proceeds received by the trustee in connection with the sale of one or more classes of Securities of the series. Subsequently, the trust fund will acquire Subsequent Primary Assets in exchange for the release of money from the Pre-Funding Account. The Pre-Funding Arrangement will be limited to a specified period, generally not to exceed three months, during which time any transfers of Subsequent Primary Assets must occur.

If all of the funds originally deposited in the Pre-Funding Account are not used by the end of any specified period, then any remaining amount will be applied as a mandatory prepayment of a class or classes of Securities, as specified in the prospectus supplement. Although we expect that substantially all of the funds in the Pre-Funding Account will be used to acquire Subsequent Primary Assets, so that there will be no material principal distributions from amounts remaining on deposit in the Pre-Funding Account, we cannot assure you that such a distribution will not occur on the Distribution Date following the end of the Pre-Funding Arrangement.

Amounts on deposit in the Pre-Funding Account will be invested as provided in the related Agreements in investments permitted by the Rating Agencies.

Revolving Period Arrangements

If provided in the related prospectus supplement for a series, the trustee or the securities administrator may deposit a specified portion of interest, principal and/or excess interest collected from the Primary Assets in the trust fund into an account established and maintained by it (the “Revolving Account”), instead of distributing such amounts to securityholders.  On the Distribution Date that such amounts are deposited into the Revolving Account, the depositor will apply such amounts to acquire additional Primary Assets following the date on which the Securities are issued (a “Revolving Period Arrangement”).  The depositor will subsequently convey to the trust fund such additional Primary Assets or additional advances in respect of Mortgage Loans that comprise existing Primary Assets (“Revolving Primary Assets”).  The Revolving Period Arrangement will require that any Revolving Primary Assets included in the trust fund conform to the requirements and conditions provided in the related Agreements.  The Revolving Period Arrangement will be limited to the period specified in the related prospectus supplement during which time any acquisition of Revolving Primary Assets must occur.

If all of the funds deposited in the Revolving Account are not used to acquire Revolving Primary Assets on the Distribution Date such amounts were deposited in the Revolving Account, then any remaining amount will be paid on that Distribution Date to securityholders as interest, principal and/or excess interest, as specified in the prospectus supplement.

Collection Account, Securities Administration Account and Distribution Account

The trustee, or the master servicer in its own name for the benefit of the trustee and the securityholders, will establish a separate Collection Account for each series, for deposit of all distributions received with respect to the Primary Assets for the series, any initial cash deposit, and reinvestment income.  If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Collection Account will be credited to the Collection Account, and any loss resulting from the investments will be charged to the Collection Account. Reinvestment income may, however, be payable to the trustee, the master servicer or a servicer as additional compensation. See “Servicing of Loans” and “The Agreements — Investment of Funds.” In this case, the reinvestment income would not be included in calculation of the Available Distribution Amount. See “Description of the Securities — Distributions on the Securities.”

Funds on deposit in the Collection Account will be available for remittance to the trustee for deposit into the Distribution Account (or, if applicable, to the securities administrator for remittance into the Securities Administration Account) to the extent of the Available Distribution Amount and for certain other payments provided for in the Agreements. Unless otherwise specified in the prospectus supplement, amounts in the Collection Account constituting reinvestment income payable to the master servicer as additional servicing compensation or for the reimbursement of advances or expenses, amounts in respect of any excess servicing fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the trustee for deposit into the Distribution Account or to the securities administrator for deposit into the Securities Administration Account, as applicable.

If specified in the related prospectus supplement, a separate Securities Administration Account will be established by the securities administrator in its own name for the benefit of the securityholders into which all funds received from the master servicer will be deposited, pending remittance to the trustee for deposit in the Distribution Account. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Securities Administration Account will be credited to the Securities Administration Account, and any loss resulting from the investments will be charged to the Securities Administration Account.  Reinvestment income, may, however, be payable to the securities administrator , the trustee or the master servicer as additional compensation.  See also “The Agreements — Securities Administration Account.”

A separate Distribution Account will be established by the trustee in the name of the trustee for the benefit of the securityholders into which all funds received from the master servicer (or servicer) or securities administrator, as applicable, and all required withdrawals from any reserve funds for the related series will be deposited, pending distribution to the securityholders. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Distribution Account will be credited to the Distribution Account, and any loss resulting from the investments will be charged to the Distribution Account. Reinvestment income, may, however, be payable to the trustee or the master servicer as additional compensation. On each Distribution Date, all funds on deposit in the Distribution Account, subject to certain permitted withdrawals by the trustee as set forth in the Agreements, will be available for remittance to the securityholders. See also “The Agreements — Distribution Account.”

Other Funds or Accounts

A trust fund may include other funds and accounts or a security interest in certain funds and accounts for the purpose of, among other things, paying certain administrative fees and expenses of the trust and accumulating funds pending their distribution. If specified in the prospectus supplement, certain funds may be established with the trustee with respect to Loans having special payment features included in the trust fund in addition to or in lieu of any similar funds to be held by the servicer. See “Servicing of Loans — Collection Procedures; Escrow Accounts” and “— Deposits to and Withdrawals from the Collection Account.” Other similar accounts may be established as specified in the prospectus supplement.

Loan Underwriting Procedures and Standards

Underwriting Standards

The depositor expects that Loans comprising the Primary Assets for a series of Securities will have been originated generally in accordance with underwriting procedures and standards similar to those described in this prospectus, except as otherwise described in the prospectus supplement.

Mortgage Loans will generally have been originated, either directly or through mortgage brokers and correspondents, by savings and loan associations, savings banks, commercial banks, credit unions, insurance companies or similar institutions supervised and examined by a federal or state authority; mortgagees approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, or wholly-owned subsidiaries thereof; or by affiliates of the depositor. Except as otherwise set forth in the prospectus supplement, the originator of a Loan will have applied underwriting procedures intended to evaluate the borrower’s credit standing and repayment ability and the value and adequacy of the related property as collateral.

In addition, the depositor may purchase Loans for inclusion in a trust fund which vary from, or do not comply with, the applicable originator’s underwriting guidelines.  In some cases, the divergence from a strict application of the applicable underwriting guidelines was the result of a permitted exception under such underwriting guidelines (i.e., a case by case permitted exception based upon other compensating factors such as relatively low debt to income ratio, good credit history, stable employment or financial reserves of the borrower).  In other instances, the divergence from the applicable underwriting guidelines was the result of an unintentional underwriting error by the applicable originator.  In such cases, the prospectus supplement will specify the nature of these exceptions to the underwriting guidelines.

Loss Experience

The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on Mortgage Loans. However, we cannot assure you that the past pattern of appreciation in value of the real property securing the Loans will continue; historically, some regions of the country experienced significant depreciation in real estate values over a short period of time. Also, there is no assurance that appreciation of real estate values generally, if appreciation occurs, will limit loss experiences on commercial property. Similarly, no assurance can be given that the value of the Mortgaged Property securing a Loan has remained or will remain at the level existing on the date of origination of the Loan. If the  real estate market in one or more regions of the United States should experience decline in property values so that the outstanding balances of the Loans and any secondary financing on the Mortgaged Properties securing the Loans become equal to or greater than the value of the related Mortgaged Properties, then the actual rates of delinquencies, foreclosures and losses would be higher than those now generally experienced in the mortgage lending industry. See “Legal Aspects of Loans.”

To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of Mortgaged Property with respect to Loans included in the Primary Assets for a series of Securities are not covered by the methods of credit support or the insurance policies described in this prospectus or the prospectus supplement, losses will be borne by holders of the Securities of the related series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the Primary Assets, thus reducing average weighted life and affecting yield to maturity. See “Yield, Prepayment and Maturity Considerations.”

Representations and Warranties

Unless otherwise specified in the prospectus supplement, at the time of delivery of the Mortgage Loans to the trustee, the depositor or another entity will make certain loan-level representations and warranties to the trustee with respect to the Mortgage Loans comprising the Primary Assets in a trust fund.  Unless otherwise specified in the prospectus supplement, these typically include representations and warranties generally to the following effect:

(1)

Mortgage Loan Schedule.  The information set forth in the Mortgage Loan Schedule attached to the applicable sale agreement is true and correct in all material respects;

(2)

No Outstanding Charges.  All taxes and government assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents due and owing have either been paid, or to the extent not yet due and payable, escrowed;

(3)

Original Terms Unmodified.  The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, other than by a written instrument which has been recorded;

(4)

No Defenses.  The mortgage note and the mortgage are not subject to any right of rescission, set-off, counterclaim or defense (including the defense of usury) as to render such mortgage note or mortgage unenforceable;

(5)

No Satisfaction of Mortgage.  The mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

(6)

Validity of Documents.  The mortgage note and any related mortgage and any other related agreement are genuine and each is the legal, valid and binding obligation of the related mortgagor, enforceable in accordance with its terms;

(7)

Compliance with Applicable Laws.  Any and all requirements of any federal, state or local law, including usury, privacy, equal credit opportunity, disclosure or abusive lending laws applicable to the origination and servicing of the Mortgage Loan have been complied with;

(8)

Valid Lien.  The related mortgage evidences a valid, subsisting, enforceable and perfected lien on the related mortgaged property, subject only to permissible title exceptions;

(9)

Ownership.  The related transferor is the sole owner of record and holder of the Mortgage Loan and related mortgage and the mortgages are not assigned or pledged, and prior to the transfer by such transferor, the transferor had good and marketable title to the mortgage and related mortgage, had full right and authority to transfer and sell the Mortgage Loans, and transferred such Mortgage Loans free and clear of any encumbrance, equity, lien, pledge, participation interest, charge, claim or security interest of any nature;

(10)

Title Insurance.  Each Mortgage Loan is covered by a title insurance policy or other generally acceptable form of insurance;

(11)

Transfer of Mortgage Loans.  The assignment of mortgage is in recordable form and acceptable for recording under the laws of the relevant applicable jurisdiction;

(12)

Mortgaged Property Undamaged.  The Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan;

(13)

Collection Practices; Escrow Deposits.  The origination and collection practices used with respect to each mortgage note and mortgage have been in all material respects legal, proper and prudent, and all escrow amounts have been collected in compliance with state and federal law;

(14)

Insurance.  The mortgaged property securing a mortgage is insured by an insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the mortgaged property is located;

(15)

Due-on-Sale Clauses.  The mortgage or mortgage note contains an enforceable provision, to the extent not prohibited by law, for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee;

(16)

Prepayment Premiums.  For any Mortgage Loan that has a prepayment premium feature, each such prepayment premium shall be enforceable and permitted pursuant to federal, state and local law (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws affecting creditor’s rights generally or the collectibility thereof may be limited due to acceleration in connection with foreclosure); and

(17)

No Foreclosure.  No foreclosure action is being threatened or commenced with respect to any Mortgage Loan and no mortgaged property is subject to pending foreclosure proceedings or a written foreclosure agreement.

Upon the discovery of the breach of any representation or warranty made by the depositor or another entity in respect of a Loan that materially and adversely affects the value of the Loan, such party will be obligated to cure the breach in all material respects, repurchase the Loan from the trustee, or, unless specified otherwise in the prospectus supplement, deliver a Qualified Substitute Mortgage Loan as described under “The Agreements — Assignment of Primary Assets.”

The depositor does not have, and is not expected in the future to have, any significant assets with which to meet its obligations to repurchase or substitute Loans, and its only source of funds to make such a substitution or repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator, transferor or seller of the Loans, as applicable. The PMBS Trustee (in the case of Private Mortgage-Backed Securities) or the trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of the Loan. If specified in the prospectus supplement, the master servicer may be obligated to enforce this obligation rather than the trustee or PMBS Trustee.

Substitution of Primary Assets

Substitution of Primary Assets will be permitted in the event of breaches of representations and warranties with respect to any original Primary Asset or in the event the documentation with respect to any Primary Asset is determined by the trustee to be incomplete. The prospectus supplement will indicate the period during which a substitution will be permitted and will describe any other conditions upon which Primary Assets may be substituted for Primary Assets initially included in the trust fund.

The Sponsor

If specified in the prospectus supplement, Lehman Brothers Holdings Inc. will act as sponsor of the trust fund.  Any other entity which acts as sponsor instead of Lehman Brothers Holdings Inc. will be described in the prospectus supplement.

General

Lehman Brothers Holdings Inc., a Delaware corporation (“Lehman Holdings” or the “Sponsor”), together with its subsidiaries and affiliates, are collectively referred to in this prospectus as “Lehman Brothers.”  Its executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A.

Lehman Brothers, an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients and individuals worldwide.  Lehman Brothers provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services.  Its global headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in North America, Europe, the Middle East, Latin America and the Asia Pacific region.  Lehman Brothers, through predecessor entities, was founded in 1850.

Lehman Brothers is a global market-maker in all major equity and fixed income products.  To facilitate its market-making activities, Lehman Brothers is a member of all principal securities and commodities exchanges in the United States, as well as NASD, Inc., and it holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris, Milan and Australian stock exchanges.

Lehman Brothers operates in three business segments (each of which is described below): Investment Banking, Capital Markets and Investment Management.

Investment Banking

The Investment Banking business segment is made up of Advisory Services and Global Finance activities that serve Lehman Brothers’ corporate and government clients.  The segment is organized into global industry groups — Communications, Consumer/Retailing, Financial Institutions, Financial Sponsors, Healthcare, Industrial, Media, Natural Resources, Power, Real Estate and Technology — that include bankers who deliver industry knowledge and expertise to meet clients’ objectives.  Specialized product groups within Advisory Services include mergers and acquisitions and restructuring.  Global Finance includes underwriting, private placements, leveraged finance and other activities associated with debt and equity products.  Product groups are partnered with relationship managers in the global industry groups to provide comprehensive financial solutions for clients.

Capital Markets

The Capital Markets business segment includes institutional customer-flow activities, prime brokerage, research, and secondary-trading and financing activities in fixed income and equity products. These products include a wide range of cash, derivative, secured financing and structured instruments and investments.  Lehman Brothers is a leading global market-maker in numerous equity and fixed income products including U.S., European and Asian equities, government and agency securities, money market products, corporate high grade, high yield and emerging market securities, mortgage- and asset-backed securities, preferred stock, municipal securities, bank loans, foreign exchange, financing and derivative products.  Lehman Brothers is one of the largest investment banks in terms of U.S. and pan-European listed equities trading volume, and Lehman Brothers maintains a major presence in over-the-counter U.S. stocks, major Asian large capitalization stocks, warrants, convertible debentures and preferred issues. In addition, the secured financing business manages Lehman Brothers’ equity and fixed income matched book activities, supplies secured financing to institutional clients and customers, and provides secured funding for Lehman Brothers’ inventory of equity and fixed income products.  The Capital Markets segment also includes proprietary activities as well as investing in real estate and private equity.

Mortgage- and Asset-Backed Securities.  Lehman Brothers is a leading underwriter of and market-maker in residential and commercial mortgage-and asset-backed securities and is active in all areas of secured lending, structured finance and securitized products. Lehman Brothers underwrites and makes markets in the full range of U.S. agency-backed mortgage products, mortgage-backed securities, asset-backed securities and whole loan products.  It is also a leader in the global market for residential and commercial mortgages (including multi-family financing) and leases.  Lehman Brothers originates commercial and residential mortgage loans through Lehman Brothers Bank, FSB (the “Bank”), and other subsidiaries in the U.S., Europe and Asia.  The Bank offers traditional and online mortgage and banking services nationally to individuals as well as institutions and their customers.  The Bank is a major part of Lehman Brothers’ institutional mortgage business, providing an origination pipeline for mortgages and mortgage-backed securities.

Investment Management

The Investment Management business segment consists of Lehman Brothers’ global Private Investment Management and Asset Management businesses.

Private Investment Management.  Private Investment Management provides comprehensive investment, wealth advisory and capital markets execution services to high-net-worth individuals and businesses, leveraging all the resources of Lehman Brothers.

Asset Management.  Asset Management provides proprietary asset management products across traditional and alternative asset classes, through a variety of distribution channels, to individuals and institutions.  It includes both the Neuberger Berman and Lehman Brothers Asset Management brands as well as Lehman Brothers’ Private Equity business.

Securitization Activities of the Sponsor

Lehman Holdings, together with its affiliates, is a market leader in mortgage- and asset-backed securitizations and other structured financing arrangements.  Lehman Holdings has been engaged in the securitization of assets since 1987.  In connection with these activities, Lehman Holdings uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of commercial and residential mortgages, home equity loans, government and corporate bonds, and lease and trade receivables.

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During fiscal years 2006 and 2005, Lehman Holdings and its affiliates securitized approximately $168 billion and $152 billion of financial assets, including $146 billion and $133 billion of residential mortgages, $19 billion and $13 billion of commercial mortgages and $3 billion and $6 billion of municipal and other-asset-backed financial instruments, respectively.

Lehman Holdings and its affiliates, including Aurora Loan Services LLC (“Aurora”) and the Bank, originate residential and commercial loans as an extension of Lehman Holdings’ securitization activities.  In this regard Lehman Holdings and its affiliates originated approximately $60 billion and $85 billion of residential mortgage loans in fiscal years 2006 and 2005, respectively.  If specified in the prospectus supplement, the Trust Fund may include Loans originated by one or more affiliates of Lehman Holdings.  In addition, Lehman Holdings acquires Loans both directly and through its affiliates, including Aurora and the Bank, from various third party originators through wholesale and retail channels.  These Loans may have been originated using underwriting guidelines not established by Lehman Holdings or any of its affiliates.  If specified in the prospectus supplement, the Trust Fund may include Loans originated by one or more of these third parties.

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Through its affiliates, Lehman Holdings services and master services Loans.  If specified in the prospectus supplement, the Trust Fund may include Loans serviced and master serviced by one or more of these affiliates.

In the normal course of its securitization program, Lehman Holdings acquires Primary Assets from third party originators and through its affiliates.  Employees of Lehman Holdings or its affiliates structure securitization transactions in which the Primary Assets are sold to the depositor.  In return for the Primary Assets which Lehman Holdings sells to the depositor, the depositor issues the Securities supported by the cash flows generated by the Primary Assets and secured by the Primary Assets.  If specified in the prospectus supplement, Lehman Holdings will make certain representations and warranties to the depositor and the trustee regarding the Primary Assets.  If it is later determined the Primary Assets fail to conform to the specified representations and warranties, Lehman Holdings may have an obligation to repurchase such Primary Assets from the depositor (or directly from the trustee) or it may have an obligation to indemnify the depositor (or the trustee) against any losses on the Primary Assets.  To mitigate these risks, however, to the extent the Primary Assets being securitized have been originated by third parties, Lehman Holdings will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such Primary Assets and will assign its rights under these representations and warranties for the benefit of the depositor (or the trustee).  See “Loan Underwriting Procedures and Standards—Representations and Warranties” and The Agreements—Repurchase and Substitution of Non-Conforming Loans.”

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At November 30, 2006 and 2005, Lehman Holdings and its affiliates had approximately $2 billion and $700 million, respectively, of non-investment grade retained interests from its securitization activities (primarily junior security interests in securitizations).

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The Depositor

The depositor, Structured Asset Securities Corporation, was incorporated in the State of Delaware on January 2, 1987.  The principal office of the depositor is located at 745 Seventh Avenue, New York, New York 10019.  Its telephone number is (212) 526-7000.

The depositor is a wholly owned, direct subsidiary of Lehman Commercial Paper Inc.  Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc.

The depositor has been engaged in the securitization of Primary Assets since its incorporation in 1987.  The depositor is generally engaged in the business of serving as depositor of one or more trusts that may authorize, issue, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by a pledge or other assignment of, or represent an interest in, Primary Assets.  The depositor is also generally engaged in the business of acquiring, owning, holding, transferring, assigning, pledging and otherwise dealing with Primary Assets.  The depositor generally acquires Primary Assets from the sponsor, or if specified in the prospectus supplement, from another seller of Primary Assets, in each case in privately negotiated transactions.

The Certificate of Incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series and to serve as depositor of one or more trusts that may issue and sell bonds or securities.

After the issuance of the Securities, the depositor may be required (to the extent specified in the related Agreements) to perform certain actions on a continual basis, including but not limited to:

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upon the discovery of the breach of any representation or warranty made by the depositor in respect of a Loan that materially and adversely affects the value of that Loan, to repurchase the Loan from the trustee, or deliver a Qualified Substitute Mortgage Loan as described under “The Agreements — Assignment of Primary Assets;”

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to make all initial filings establishing or creating a security interest over the Primary Assets and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC (as defined herein) to perfect the trustee’s security interest in or lien on the Primary Assets;

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to arrange for replacement interest rate cap contracts, interest rate swap agreements, currency swaps, currency options and yield supplement agreements in the event the applicable derivative instrument is terminated early;

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to appoint a successor trustee or securities administrator, as applicable, in the event either the trustee or the securities administrator resigns, is removed or become ineligible to continue serving in such capacity under the related Agreement;

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to prepare and file any reports required under the Exchange Act;

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to notify the Rating Agencies and any other relevant parties of the occurrence of any event of default or other event specified in the related Agreements; and

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to provide the trustee, the securities administrator and the master servicer with any information it may reasonably require to comply with the terms of the Agreements.

Generally, however, it is expected that the above functions will be performed by the depositor’s agents or one or more of the trustee, the securities administrator and the master servicer in accordance with the related Agreements, as described in the prospectus supplement.

Servicing of Loans

General

Customary servicing functions with respect to Loans constituting the Primary Assets in the trust fund will be provided, as specified in the prospectus supplement, either by one or more servicers subject to supervision by the master servicer or by a single servicer that is a party to the related Agreement for a series and services the Loans directly or through one or more subservicers (the “Subservicers”).  In general, the rights and obligations of a master servicer under a related Agreement will be distinct from the rights and obligations of servicers that service Loans under the supervision of a master servicer under a Servicing Agreement.  The master servicer will not be liable for any acts or omissions of any servicer.

The Master Servicer

The master servicer, if any, will be named in the related prospectus supplement and may be Aurora or another affiliate of the depositor.  The master servicer will generally:

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supervise the performance by the servicers of their servicing responsibilities under their servicing agreements (“Servicing Agreements”) with the master servicer;

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collect monthly remittances from servicers and make payments to the securities administrator for deposit into the Securities Administration Account, if any, or to the trustee for deposit into the Distribution Account; and

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advance funds upon the failure of a servicer to make advances as described below under “Advances and Other Payments, and Limitations Thereon.”

The master servicer will be ultimately responsible for the performance of its duties under the related Agreement but will generally not be ultimately responsible for the performance of the servicers under their Servicing Agreements.  If a single servicer services the Loans through any Subservicers, the servicer will be ultimately responsible for the performance of all servicing activities.  The Master Servicer will not be required to take any action with respect to the servicing of any Loan that a servicer is not required to take under the related Servicing Agreement or  cause a servicer to take any action or refrain from taking any action if the related Servicing Agreement does not require the servicer to take such action or refrain from taking such action, in both cases notwithstanding any provision of the related Agreement that requires the master servicer to take such action or cause such servicer to take such action.

The master servicer will be a party to the applicable Agreement for any series for which Loans comprise the Primary Assets. The master servicer may be an affiliate of the depositor.

As specified in the related prospectus supplement, the master servicer will receive compensation for its duties as master servicer; it may be paid a servicing fee (the “Master Servicing Fee”) for the performance of its services and duties under each Agreement as specified in the prospectus supplement.  In addition, the master servicer will be entitled to retain the fees paid to the servicer under a terminated Servicing Agreement if the master servicer elects to perform the servicing functions itself.

To the extent that the master servicer receives a Master Servicing Fee, at its election, it may pay itself the Master Servicing Fee for a series with respect to each Mortgage Loan either by:

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withholding the Master Servicing Fee from any scheduled payment of interest prior to the deposit of the payment in the Collection Account for the related series;

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withdrawing the Master Servicing Fee from the Collection Account after the entire Scheduled Payment has been deposited in the Collection Account; or

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requesting that the trustee or the securities administrator pay the Master Servicing Fee out of amounts in the Distribution Account or the Securities Administration Account, as applicable.

The Servicers

The servicer or servicers for a trust fund will be named in the related prospectus supplement and may be an affiliate of the depositor, the Sponsor, or a seller of Mortgage Loans for which it is acting as a servicer.  Each servicer will service the Mortgage Loans pursuant to a Servicing Agreement and will be ultimately responsible for the performance of its duties thereunder.  If a servicer services the Loans through Subservicers, the servicer will be ultimately responsible for the performance of the Subservicers’ servicing activities.  Each servicer will be entitled to receive a fee for its duties under the Servicing Agreement (the “Servicing Fee”), as set forth in the related prospectus supplement.  In addition, the servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors.  If a servicer is terminated by the Sponsor or the master servicer, the servicing function of the servicer will be either transferred to a substitute servicer or performed by the master servicer.

The servicer, at its election, may pay itself the Servicing Fee for a series with respect to each Mortgage Loan either by:

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withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of the payment in the Servicing Account for the related series; or

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withdrawing the Servicing Fee from the Servicing Account after the entire Scheduled Payment has been deposited in the Servicing Account.

Collection Procedures; Escrow Accounts

The master servicer will enforce the obligations of each servicer to make diligent efforts to collect all payments required to be made under the Mortgage Loans and, consistent with its Servicing Agreement for a series and any applicable insurance policies and other credit supports, to undertake the collection procedures of a prudent mortgage lending institution servicing similar Mortgage Loans.  Consistent with the above, the master servicer and any servicer may, in its discretion, waive any assumption fee, late payment charge, or other charge in connection with a Loan.

As specified in the prospectus supplement, the master servicer will cause each servicer to establish and maintain escrow or impound accounts (“Escrow Accounts”) in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited.

Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and other comparable items, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, to repair or restore the property securing the related Loan and to clear and terminate the Escrow Account. The servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to the account when a deficiency exists.

Deposits to and Withdrawals from the Collection Account

The trustee, or the master servicer in its own name for the benefit of the trustee and the securityholders, will establish a separate account (the “Collection Account”).  In addition, if described in the prospectus supplement, any securities administrator which performs trust administration or servicing functions on behalf of the trustee or the master servicer, as applicable, may also establish a separate account in its own name for the benefit of the securityholders which will be separate from, but will function and be maintained similarly to, the Collection Account.

The Collection Account will be maintained in an account or accounts (1) at a depository institution or trust company acceptable to each Rating Agency, (2) the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation, provided that any deposits not insured will be maintained in an account or accounts at a depository institution whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or (3) with a depository institution otherwise acceptable to the trustee and each Rating Agency.

The Collection Account may be maintained as an interest-bearing account, or the funds held therein may be invested, pending remittance to the trustee or securities administrator, as applicable, in Eligible Investments.  If specified in the prospectus supplement, the master servicer or the trustee (or any securities administrator, if applicable) will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.  See “Fees and Expenses” in the prospectus supplement.

As specified in the applicable Agreement, the master servicer will deposit or cause to be deposited into the Collection Account for each series on the Business Day following the closing date for the issuance of a series, any amounts representing Scheduled Payments due after the related Cut-off Date and unscheduled payments received on or after the related Cut-off Date but received by the master servicer on or before the closing date.  Thereafter, the master servicer will deposit or cause to be deposited into the Collection Account for each series on the earlier of the applicable date of remittance to the trustee or securities administrator, as applicable, and one business day after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Loans due on or before the Cut-off Date):

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all payments on account of principal, including prepayments, on the Loans;

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all payments on account of interest on the Loans after deducting therefrom, at the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Master Servicing Fee, if any, in respect of the Loans;

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all amounts received by the master servicer in connection with the liquidation of defaulted Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with the Loans received from the mortgagor, other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage or otherwise pursuant to law (“Liquidation Proceeds”), exclusive of, in the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Master Servicing Fee, if any, in respect of the related Loan;

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all proceeds received by the master servicer under any title, hazard or other insurance policy covering any Loan, other than proceeds to cover expenses incurred by or on behalf of the master servicer in connection with procuring such proceeds, to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the mortgage note or applicable law (which will be retained by the master servicer and not deposited in the Collection Account);

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all amounts paid by a servicer with respect to a shortfall in interest on the Loans due to a principal prepayment;

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all Advances for the related series made by the master servicer pursuant to the related Agreement or any servicer pursuant to the related Servicing Agreement; and

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all proceeds of any Loans repurchased pursuant to the related Agreement.

Generally, the master servicer is permitted, from time to time, to make withdrawals from the Collection Account for each series for the following purposes or such other purposes as specified in the related Agreement:

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to reimburse itself or any servicer for Advances for the related series made by it or a servicer pursuant to the related Agreement or Servicing Agreement, as applicable; the master servicer’s right to reimburse itself or the servicer is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Mortgaged Property) which represent late recoveries (net of the applicable Master Servicing Fee or Servicing Fee) of Scheduled Payments respecting which any Advance was made;

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to reimburse itself or any servicer for any Advances for the related series that the master servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which the Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

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to reimburse itself or any servicer from Liquidation Proceeds for liquidation expenses and for amounts expended by it or a servicer in good faith in connection with the restoration of damaged Mortgaged Property and, to the extent that Liquidation Proceeds after reimbursement are in excess of the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon at the applicable Interest Rate (less the applicable Master Servicing Fee Rate or Servicing Fee Rate for the Mortgage Loan) to the Due Date next succeeding the date of its receipt of Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid assumption fees, late payment charges or other charges on the related Loan and to retain any excess remaining thereafter as additional compensation;

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to reimburse itself or any servicer for expenses incurred by and recoverable by or reimbursable to it or a servicer pursuant to the related Agreement or the Servicing Agreement, as applicable;

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to pay to a Seller, the Sponsor or the depositor, as applicable, with respect to each Loan or REO Property acquired in respect thereof that has been repurchased pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

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to reimburse itself, any servicer or custodian (or the trustee or securities administrator, if applicable) for the excess of any unreimbursed Advances with respect to a particular Loan over the related Liquidation Proceeds;

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to make payments to the securities administrator of the related series for deposit into the Securities Administration Account, if any, or to make payments to the trustee of the related series for deposit into the Distribution Account, if any, or for remittance to the securityholders of the related series in the amounts and in the manner provided for in the related Agreement;

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to reimburse any servicer for such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to such servicer; and

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to clear and terminate the Collection Account pursuant to the related Agreement.

In addition, if the master servicer deposits in the Collection Account for a series any amount not required to be deposited therein, it may, at any time, withdraw the amount from the Collection Account.

Servicing Accounts

Each servicer will establish and maintain an account (a “Servicing Account”) that will be an account or accounts maintained with (1) a depository institution or trust company whose commercial paper, short-term debt obligations, or other short-term deposits are rated at least “A-1+” or long-term unsecured debt obligations are rated at least “AA-” by S&P, if the amounts on deposit are to be held in the account for no more than 365 days or whose commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” by S&P, if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement, (2) the corporate trust department of a depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation which has corporate trust powers and is acting in its fiduciary capacity; or (3) the Bank.

As specified in the applicable Servicing Agreement, each servicer will deposit into the Servicing Account for each series on a daily basis, and retain therein, the following collections received by the servicer and payments made by the Servicer after the closing date:

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all payments on account of principal, including prepayments, on the Loans;

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all payments on account of interest on the Loans after deducting therefrom, at the discretion of the servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Servicing Account in accordance with the Servicing Agreement, the Servicing Fee n respect of the Loans;

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all Liquidation Proceeds;

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all proceeds received by the servicer under any title, hazard or other insurance policy covering any Loan, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with normal servicing procedures (which will be retained by the servicer and not made to the master servicer for deposit in the Collection Account);

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all condemnation proceeds that are not applied to the restoration or repair of the Mortgaged Property or released to the mortgagor;

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any amounts required to be deposited by the servicer in connection with the deductible clause in any blanket hazard insurance policy;

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any amounts received with respect to or related to any REO Property or REO Property disposition proceeds;

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any prepayment premiums required to be collected pursuant to the loan related documents and applicable law;

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all Advances for the related series made by the servicer pursuant to the related Servicing Agreement; and

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any other amounts required under the applicable Servicing Agreement to be deposited by the servicer.

Each servicer is generally required to deposit into the Servicing Account all amounts enumerated in the preceding paragraph in respect of the Mortgage Loans received by the servicer, less its Servicing Fee and any additional compensation. On the date specified in the prospectus supplement, the servicer will remit to the master servicer all funds held in the Servicing Account with respect to each Mortgage Loan. The servicer may, to the extent described in the prospectus supplement, be required to advance any monthly installment of principal and interest that was not received, less its Servicing Fee, by the date specified in the related prospectus supplement.

Advances and Other Payments, and Limitations Thereon

General

The prospectus supplement will describe the circumstances under which a servicer will or, if the servicer fails to do so, the master servicer will make Advances with respect to delinquent payments on Loans.  Unless otherwise specified in the prospectus supplement, neither the master servicer nor any servicer will be obligated to make Advances, and, if so obligated, the obligation to do so may be limited in amount, may be limited to advances received from the servicers (in the case of the master servicer), if any, or may not be activated until a certain portion of a specified reserve fund is depleted. If the master servicer is obligated to make Advances, a surety bond or other credit support may be provided with respect to that obligation as described in the prospectus supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer or the master servicer, as the case may be, out of amounts received on particular Loans that represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the related Loan, the master servicer or servicer will be entitled to reimbursement from other funds in the Collection Account or Servicing Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the prospectus supplement.

Payments in Connection With Prepaid Loans

In addition, when a borrower makes a principal prepayment in full between the due dates on which the borrower is required to make its payments on the Loan, as specified in the prospectus supplement (each, a “Due Date”), the borrower will generally be required to pay interest on the principal amount prepaid only to the date of the prepayment. If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the servicer may be obligated to make payment from its own funds to the extent necessary to include in its remittance to the master servicer for deposit into the Collection Account an amount equal to a full Scheduled Payment of interest on the related Loan (adjusted to the applicable Interest Rate). Unless otherwise specified in the prospectus supplement, such payment may not exceed the Servicing Fee for a Loan in the month of the prepayment for such Loan.  The master servicer will not be obligated to make such payments in the event that a servicer fails to do so.  Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount that the servicer is obligated to pay, a shortfall may occur as a result of a prepayment in full. See “Yield, Prepayment and Maturity Considerations.”

Maintenance of Insurance Policies and Other Servicing Procedures

Standard Hazard Insurance; Flood Insurance

Except as otherwise specified in the prospectus supplement, the master servicer will maintain, or cause to be maintained by a servicer, on a Loan a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the property securing the related Loan is located. See “Description of Mortgage and Other Insurance.” Unless otherwise specified in the prospectus supplement, coverage will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related Loan.

The master servicer also will maintain, or cause to be maintained by a servicer, on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy with extended coverage in an amount that is at least equal to the maximum insurable value of the improvements which are a part of such REO Property and liability insurance. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to applicable laws and regulations as may at any time be in force and will require additional insurance. When, at the time of origination of a Loan, the property securing that Loan is located in a federally designated special flood hazard area, the master servicer will maintain, or cause to be maintained by a servicer, flood insurance as required under the Flood Disaster Protection Act of 1973, to the extent available, or as described in the prospectus supplement.

Any amounts collected by the master servicer or the servicer, as the case may be, under any policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer or the master servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans it services pursuant to the related Servicing Agreement, it will conclusively be deemed to have satisfied its obligations to maintain a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by the policy absent a deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

Special Hazard Insurance Policy

To the extent specified in the prospectus supplement, the master servicer will maintain a special hazard insurance policy, in full force and effect with respect to the Loans. Unless otherwise specified in the prospectus supplement, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the Loans. The master servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the terminated special hazard insurance policy with a total coverage that is equal to the then existing coverage of the terminated special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the master servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account (net of amounts to be used to repair, restore or replace the related property securing the Loan or to reimburse the master servicer (or a servicer) for related amounts owed to it). Certain characteristics of the special hazard insurance policy are described under “Credit Support — Description of Mortgage and Other Insurance — Hazard Insurance on the Loans.”

Environmental Insurance

If specified in the applicable prospectus supplement, the trust or trustee will be the beneficiary, for the benefit of the securityholders, of insurance policies (“Environmental Policies”) providing limited coverage against certain environmental risks with respect to the mortgaged properties securing certain Commercial Mortgage Loans.  Subject to various exceptions and exclusions (including asbestos and lead paint), Environmental Policies will generally cover losses, clean-up costs, third-party claims and legal expenses up to pre-determined limits.  Subject to the terms of the applicable policy, if a Mortgaged Property securing a covered loan is subject to environmental contamination, in the event of default by the borrower the outstanding principal balance of the loan, plus accrued interest, will be payable under the applicable Environmental Policy.

Pool Insurance Policy

If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to maintain a pool insurance policy with respect to the Loans in the amount and with the coverage described in the prospectus supplement. Unless otherwise specified in the prospectus supplement, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the Loans. The master servicer will be obligated to pay the premiums for the pool insurance policy on a timely basis.

The prospectus supplement will identify the pool insurer for each series of Securities. If the pool insurer ceases to be a Qualified Insurer because it is no longer rated in the category required by the prospectus supplement, the master servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the master servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the master servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced; provided that, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account (net of expenses of the master servicer or any related unreimbursed advances or unpaid Master Servicing Fee). Certain characteristics of the pool insurance policy are described under “Credit Support — Description of Mortgage and Other Insurance — Mortgage Insurance on the Loans.”

Bankruptcy Bond

If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to obtain and thereafter maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related Agreement, unless coverage thereunder has been exhausted through payment of claims. If specified in the prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the master servicer at any time, provided that the cancellation or reduction does not adversely affect the then current rating of the related series of Securities. See “Description of Mortgage and Other Insurance — Bankruptcy Bond.”

Presentation of Claims; Realization Upon Defaulted Loans

Except as described below, the master servicer or a servicer will be required to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing any Mortgage Loan in the related trust fund that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.  The master servicer will cause each servicer, on behalf of the trustee and the securityholders, to prepare and present all claims with respect to any standard hazard insurance policy, pool insurance policy, special hazard insurance policy or bankruptcy bond.

The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the real properties securing the related Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related Mortgage Loan. In connection with any foreclosure or other conversion, the master servicer will follow those practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that: (1) the restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgage Loan available to the securityholders after reimbursement to itself for its expenses and (2) that the expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance.

Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the servicer will not liquidate any collateral acquired through foreclosure later than three years after the acquisition of the collateral, unless an extension has been granted by the IRS. While the holder of Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the master servicer nor any servicer will be required to do so.

Similarly, if any property securing a defaulted Loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy, neither the master servicer nor any servicer will be required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the Liquidation Proceeds in respect of the Loan after reimbursement of the expenses incurred by the servicer or the master servicer and (2) that the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy.

With respect to a Loan secured by a Multifamily Property, the market value of any property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained by renting the dwelling units. As a default on a Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Loan, it can be anticipated that the market value of the property will be less than anticipated when the Loan was originated. To the extent that equity does not cushion the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust fund.

Enforcement of Due-On-Sale Clauses

Typically, when any Mortgaged Property is about to be conveyed by the borrower, the master servicer, to the extent it has knowledge of the prospective conveyance and prior to the conveyance, will cause the applicable servicer to exercise its rights to deny assumption of the Loan under the applicable “due-on-sale” clause, if any, unless the servicer, in its prudent business judgment, determines that an assumption of the Loan is in the best interests of the Trust Fund and the master servicer approves such assumption.  When the Mortgaged Property has been conveyed, the servicer, to the extent it has knowledge of the conveyance, will enforce its rights to accelerate the maturity of the Loan under the applicable “due-on-sale” clause.  The master servicer will not be required to cause the servicer to take action to accelerate the maturity of the Loan if the servicer, in its prudent business judgment, believes it is not in the best interests of the Trust Fund.  Furthermore, the servicer will not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under any primary mortgage insurance policy.  In this case, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been conveyed, pursuant to which that person will become liable and the original borrower will remain liable.  If the servicer is unable under applicable law to require the borrower to remain liable under the Loan related documents and the servicer has the prior consent of any primary mortgage guaranty insurer, the borrower will be released from liability and the person to whom the property has been conveyed will be substituted as the borrower and becomes liable under the Loan related documents. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The interest rate, unpaid principal amount and term of the Loan may not be changed in connection with an assumption.

Certain Rights Related to Foreclosure

Certain rights in connection with foreclosure of defaulted Mortgage Loans may be granted to the holders of the class of Subordinate Securities ranking lowest in priority and, when those Securities are no longer outstanding, to the holders of the class of Subordinate Securities ranking next lowest in priority. These rights may include the right to delay foreclosure until a Mortgage Loan has been delinquent for six months, provided that upon election to delay foreclosure the holder establishes a reserve fund for the benefit of the trust fund in an amount equal to 125% of the greater of the Scheduled Principal Balance of the Mortgage Loan or the appraised value of the related Mortgaged Property, plus three months’ accrued interest on the Mortgage Loan. Any exercise of the right to delay foreclosure could affect the amount recovered upon liquidation of the related Mortgaged Property. These rights may also include the right to recommend foreclosure or alternatives to foreclosure with respect to a defaulted Mortgage Loan, and the right to purchase the defaulted Mortgage Loan from the trust fund.

Servicing Compensation and Payment of Expenses

The master servicer may be entitled to a Master Servicing Fee and each servicer will be entitled to a Servicing Fee in an amount to be determined as specified in the prospectus supplement, which may be fixed or variable. In addition, the master servicer or any servicer may be entitled to servicing compensation in the form of assumption fees, late payment charges or excess proceeds following disposition of property in connection with defaulted Loans.

As provided in the prospectus supplement, the trust fund, the master servicer and the servicers may be required to pay certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the trustee and independent accountants, the payment of insurance policy premiums and the cost of credit support, if any, and the payment of expenses incurred in enforcing the obligations of the master servicer and the servicers and in preparation of reports to securityholders. Certain of these expenses may be reimbursable pursuant to the terms of the related Agreement or applicable Servicing Agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of the master servicer and the servicers, from any recoveries in excess of amounts due with respect to the related Loans or from specific recoveries of costs.

The master servicer and each servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related trust fund will suffer no loss by reason of the expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related trust fund will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the master servicer’s or any servicer’s expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan that would be distributable to securityholders.

In addition, the master servicer and each servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, the right of reimbursement being prior to the rights of the securityholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other credit supports. The master servicer and each servicer is also entitled to reimbursement from the Collection Account or a Servicing Account, respectively, for Advances. In addition, when a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the amount prepaid only to the date of prepayment.

If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the servicer’s remittance to the master servicer for deposit into the Collection Account an amount equal to a full scheduled payment of interest on the related Loan (adjusted to the applicable Interest Rate). Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount of the Servicing Fee, a shortfall to securityholders may occur as a result of a prepayment in full. The Master Servicer will not be required to reduce its Master Servicing Fee or any additional compensation to prevent the securityholders from being adversely affected by any shortfall in interest.  See “Yield, Prepayment and Maturity Considerations.”

The rights of the master servicer to receive funds from the Collection Account for a series, whether as the Master Servicing Fee, if any, or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of the related series.  The rights of a servicer to receive funds from the Servicing Account for a series, whether as the Servicing Fee, if any, or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of the related series.

Evidence as to Compliance

The related Agreement for each series will require the trustee, any securities administrator, any master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function of the Primary Assets to provide to the depositor and any other party specified in the related Agreement, on an annual basis on or before the date specified in the related Agreement, a report on assessment of compliance with servicing criteria for asset-backed securities together with a copy of an attestation report from a registered public accounting firm regarding such party’s assessment of compliance.  In addition, the related Agreement will require each of the trustee, any securities administrator, any master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function of the Primary Assets to provide to the depositor and any other party specified in the related Agreement, on an annual basis on or before the date specified in the applicable agreement to provide a statement of compliance, signed by an authorized officer, to the effect that (a) a review of the party’s activities during the reporting period and of its performance under the related Agreement has been made under such officer’s supervision and (b) to the best of that officer’s knowledge, based on such review, such party has fulfilled all of its obligations under the related Agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to that officer and the nature and status thereof.

Certain Matters Regarding the Master Servicer

The master servicer for each series, if any, will be identified in the prospectus supplement. The master servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

In the event of an event of default under the related Agreement, the master servicer may be replaced by the trustee or a successor master servicer. See “The Agreements — Event of Default; Rights upon Events of Default.”

The master servicer generally will not have the right to assign its rights and delegate its duties and obligations under the related Agreement for each series; provided that in the event of the termination or resignation of the master servicer, the successor master servicer accepting the assignment:

·

has a net worth of not less than $15,000,000; and

·

the trustee, the securities administrator, if any, and the successor master servicer will take all actions, consistent with the related Agreement, as will be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted under the related Agreement which are not inconsistent herewith.

No assignment will become effective until the trustee, the securities administrator or a successor master servicer has assumed the master servicer’s obligations and duties under the related Agreement. To the extent that the master servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above; however, in this case, the assigning master servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the master servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the master servicer’s obligations under the related Agreement, provided that the successor or surviving entity has a net worth of not less than $15,000,000.

Each Agreement will also provide that neither the master servicer, nor any director, officer, employee or agent of the master servicer, will be under any liability to the related trust fund or the securityholders for any action taken or for failing to take any action in good faith pursuant to the related Agreement or for errors in judgment; provided, however, that neither the master servicer nor any such person will be protected against any breach of warranty or representations made under the related Agreement or the failure to perform its obligations in compliance with any standard of care set forth in the related Agreement or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

Each Agreement will further provide that the master servicer and any director, officer, employee or agent of the master servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreements or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement provides that the master servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the related Agreement which, in its opinion, may involve it in any expense or liability. The master servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this case, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs, and liabilities of the trust fund and the master servicer will be entitled to be reimbursed therefor out of the Collection Account.

Credit Support

General

Credit support may be provided with respect to one or more classes of a series of Securities or for the related Primary Assets. Credit support may take the form of one or more of the following:

·

an irrevocable letter of credit;

·

the subordination of one or more classes of the Securities of a series;

·

allocation of losses on the Primary Assets to certain classes of Securities before allocation to other classes;

·

reserve funds;

·

a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy;

·

a surety bond or financial guaranty insurance policy;

·

the use of cross-support features;

·

overcollateralization of the Primary Assets of a series relative to the total principal amount of the Securities of that series;

·

the creation and application of excess interest from the Primary Assets;

·

derivative instruments such as interest rate caps, interest rate swaps or market value swaps that are intended to provide credit support; or

·

third-party guarantees or similar instruments.

In all cases, the amounts and terms and conditions of the credit support must be acceptable to each Rating Agency. If specified in the prospectus supplement, any form of credit support may be structured so as to protect against losses relating to more than one trust fund.

The credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon at the applicable Interest Rate. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, securityholders will bear their allocable share of deficiencies. See “The Agreements — Event of Default; Rights Upon Event of Default.” Moreover, if a form of credit support covers more than one trust fund (each, a “Covered Trust”), holders of Securities issued by any of the Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts prior to the Covered Trust receiving any of its intended share of the coverage.

If credit support is provided with respect to a series, or the related Primary Assets, the prospectus supplement will include a description of:

·

the amount payable under the credit support;

·

any conditions to payment thereunder not otherwise described in this prospectus;

·

the conditions (if any) under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

·

the material provisions of any agreement relating to the credit support.

Additionally, the prospectus supplement will set forth certain information with respect to the issuer of any third-party credit support, including:

·

a brief description of its principal business activities;

·

its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

·

if applicable, the credit ratings assigned to it by rating agencies; and

·

certain financial information.

Subordinate Securities; Subordination Reserve Fund

If specified in the prospectus supplement, one or more classes of a series may be Subordinate Securities. If specified in the prospectus supplement, the rights of the Subordinate securityholders to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to the rights of the Senior securityholders to the extent of the then applicable “Subordinated Amount” as defined in the prospectus supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate securityholders are paid to the senior securityholders (including amounts withdrawn from the subordination reserve fund, if any, established pursuant to the related Agreement (the “Subordination Reserve Fund”) and paid to the senior securityholders), and will (unless otherwise specified in the prospectus supplement) increase whenever there is distributed to the holders of Subordinate Securities amounts in respect of which subordination payments have previously been paid to the senior securityholders (which will occur when subordination payments in respect of delinquencies and certain other deficiencies have been recovered).

A series may include a class of Subordinate Securities entitled to receive cash flows remaining after distributions are made to all other classes. This right will effectively be subordinate to the rights of other securityholders, but will not be limited to the Subordinated Amount.

With respect to any series that includes one or more classes of Subordinate Securities, a Subordination Reserve Fund may be established if specified in the prospectus supplement. The Subordination Reserve Fund, if any, will be funded with cash, an irrevocable letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to holders of Subordinate Securities, or both, as specified in the prospectus supplement. The Subordination Reserve Fund will not be a part of the trust fund, unless otherwise specified in the prospectus supplement. If the Subordination Reserve Fund is not a part of the trust fund, the trustee will have a security interest therein on behalf of the senior securityholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on Senior Securities under the circumstances set forth in the prospectus supplement.

Moneys deposited in any Subordinated Reserve Fund will be invested in Eligible Reserve Fund Investments. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from these investments will be credited to the Subordinated Reserve Fund for the related series, and any loss resulting from the investments will be charged to the Subordinated Reserve Fund. Amounts in any Subordinated Reserve Fund in excess of the Required Reserve Fund Balance may be periodically released to the holders of Subordinate Securities under the conditions and to the extent specified in the prospectus supplement. Additional information concerning any Subordinated Reserve Fund will be set forth in the prospectus supplement, including the amount of any initial deposit to the Subordinated Reserve Fund, the Required Reserve Fund Balance to be maintained therein, the purposes for which funds in the Subordinated Reserve Fund may be applied to make distributions to senior securityholders and the employment of reinvestment earnings on amounts in the Subordinated Reserve Fund, if any.

Allocation of Losses

If specified in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage to property securing a Loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of certain provisions of the federal bankruptcy code, 11 United States Code §101 et seq., and related rules and regulations promulgated thereunder (the “Bankruptcy Code”), or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan.

Amounts representing these types of losses on the Primary Assets (to the extent that those losses exceed any excess interest and any overcollateralization, as further described in the related prospectus supplement) will be applied to reduce the principal amount of the class of Subordinate Securities still outstanding that has the lowest payment priority, until the principal amount of that class of Securities has been reduced to zero. If this subordination is insufficient to absorb losses in excess of excess interest and any overcollateralization that exists or is created, then holders of the Subordinate Securities, particularly the Subordinate Securities with the lowest payment priority, may not receive all of their principal payments.  If the principal amount of the Subordinate Securities have been reduced to zero, losses on the Primary Assets may be applied to reduce the principal balance of the class or classes of Senior Certificates, as provided in the prospectus supplement for the related series.

Cross-Support Features

If the Primary Assets for a series are divided into separate Asset Groups, beneficial ownership of which is evidenced by, or which secure, a separate class or classes of a series, credit support may be provided by a cross-support feature that requires that distributions be made on Senior Securities backed by one Asset Group prior to distributions on Subordinate Securities backed by another Asset Group within the trust fund. The prospectus supplement for a series that includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

Overcollateralization

If specified in the related prospectus supplement, the credit support for a series of Securities may include overcollateralization. If the total principal balance of the related Primary Assets in the trust fund exceeds the total principal amount of the related Securities at any time, the excess is called “overcollateralization.”  Overcollateralization may be established when the related trust fund is created; in addition, overcollateralization may be created or increased by applying amounts of excess interest to build up overcollateralization, as described under “— Excess Interest” below.  All or a portion of excess interest, if any, may be applied to pay principal on the Securities to the extent needed to maintain the related level of overcollateralization, as provided in the related prospectus supplement. To the extent there is an insufficient amount of excess interest, the related level of overcollateralization for a series may not be maintained.  In addition, losses realized on the Primary Assets may be applied to reduce the amount of any overcollateralization, before the balance of any Securities are reduced by losses; see “— Allocation of Losses” above.

Excess Interest

The Primary Assets may bear interest each month that exceeds the amount needed to pay interest on the Securities and any other fees or expenses, if any, payable from the trust fund to any third party. This “excess interest,” if any, received from the Primary Assets will generally be available to absorb realized losses on the Primary Assets, to pay unpaid interest on the Securities or to maintain the related level of overcollateralization.  In addition, excess interest may be applied to pay principal on certain Securities.  The prospectus supplement for a series that includes an excess interest feature will describe the conditions that will affect the amount of excess interest that the Primary Assets will generate.

Insurance

Credit support with respect to a series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each insurance policy, with respect to all Loans comprising or underlying the Primary Assets for a series, or those Loans with certain characteristics. The insurance policies include standard hazard insurance and may, if specified in the prospectus supplement, include a pool insurance policy or a special hazard insurance policy covering certain risks not covered by standard hazard insurance policies, a bankruptcy bond covering certain losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, a repurchase bond covering the repurchase of a Loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the origination of the related Loan, or other insurance covering other risks associated with the particular type of Loan. See “Description of Mortgage and Other Insurance.”

Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the Loans comprising the Primary Assets for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

Letter of Credit

The letter of credit, if any, with respect to a series of Securities will be issued by the bank or financial institution specified in the prospectus supplement (the “L/C Bank”). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the prospectus supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more classes of Securities (the “L/C Percentage”). If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. See “Description of the Securities — Optional Termination” and “The Agreements — Termination.” A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

Financial Guaranty Insurance Policy

Credit support may be provided in the form of a financial guaranty insurance policy by one or more insurance companies named in the prospectus supplement. The financial guaranty insurance policy will guarantee, with respect to one or more classes of Securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a securityholder that is subsequently recovered as a “voidable preference” payment under the Bankruptcy Code. A copy of the financial guaranty insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days following the issuance of the Securities of the related series.

Reserve Funds

One or more Reserve Funds may be established with respect to a series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination thereof, in the amounts specified in the prospectus supplement will be deposited. The Reserve Funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Primary Assets as specified in the prospectus supplement.

Amounts on deposit in any Reserve Fund for a series, together with the reinvestment income thereon, will be applied by the trustee for the purposes, in the manner, and to the extent specified in the prospectus supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Securities, if required as a condition to the rating of the related series by each Rating Agency, or to reduce the likelihood of special distributions with respect to any Multi-Class Series. If specified in the prospectus supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan. Following each Distribution Date amounts in the Reserve Fund in excess of any required Reserve Fund balance may be released from the Reserve Fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application by the trustee.

Moneys deposited in any Reserve Funds will be invested in Eligible Reserve Fund Investments, except as otherwise specified in the prospectus supplement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, this income may be payable to the master servicer or a servicer as additional servicing compensation. See “Servicing of Loans” and “The Agreements — Investment of Funds.” The Reserve Fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

Additional information concerning any Reserve Fund will be set forth in the prospectus supplement, including the initial balance of the Reserve Fund, the required Reserve Fund balance to be maintained, the purposes for which funds in the Reserve Fund may be applied to make distributions to securityholders and use of investment earnings from the Reserve Fund, if any.

Derivative Instruments

If specified in the related prospectus supplement, the trust fund may include one or more derivative instruments which are intended to provide credit support.  Derivative instruments included in any trust fund included for that purpose will be used only in a manner that reduces or alters risk resulting from the Mortgage Loans or other assets in the pool, and only in a manner such that the return on the Securities will be based primarily on the performance of the Mortgage Loans or other assets in the pool.  Derivative instruments included to provide credit support may include interest rate swaps (or caps, floors or collars), yield supplement agreements or market value swaps.

For a further description of these derivative instruments, see “Derivatives” below.

Description of Mortgage and Other Insurance

The following descriptions of pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete. If specified in the prospectus supplement, insurance may be structured so as to protect against losses relating to more than one trust fund in the manner described therein.

Mortgage Insurance on the Loans

General

If specified in the prospectus supplement, a pool insurance policy may be obtained if specified in the prospectus supplement to cover any loss (subject to limitations described in this prospectus) occurring as a result of default by the borrowers to the extent not covered by any other existing mortgage insurance policy. See “— Pool Insurance Policy” below. No pool insurance policy will insure against certain losses sustained in the event of a personal bankruptcy of the borrower under a Mortgage Loan. See “Legal Aspects of Loans.” These losses will be covered to the extent described in the prospectus supplement by the bankruptcy bond or other credit support, if any.

To the extent that the mortgage insurance policies do not cover all losses on a defaulted or foreclosed Mortgage Loan, and to the extent these losses are not covered by the pool insurance policy, Environmental Policy or other credit support for the related series, any losses would affect payments to securityholders. In addition, the pool insurance policy does not provide coverage against hazard losses. See “— Hazard Insurance on the Loans” below. Certain hazard risks will not be insured and the occurrence of hazards could adversely affect payments to securityholders.  For a general description of Environmental Policies, see “Maintenance of Insurance Policies and Other Servicing Procedures — Environmental Insurance.”

Pool Insurance Policy

If specified in the prospectus supplement, the master servicer will, or will require the servicer to, maintain a pool insurance policy for the Loans in the trust fund on behalf of the trustee and the securityholders. See “Servicing of Loans — Maintenance of Insurance Policies and Other Servicing Procedures.” Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of the policies generally.

The prospectus supplement will describe any provisions of a pool insurance policy that are materially different from those described below.  It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain another form of mortgage insurance that is acceptable to the pool insurer on all Mortgage Loans in the related trust fund that have Loan-to-Value Ratios at the time of origination and that a claim under the other mortgage insurance policy has been submitted and settled.

Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which will generally be:

·

the amount of the unpaid principal balance of the defaulted Mortgage Loan immediately prior to the approved sale of the Mortgaged Property;

·

the amount of the accumulated unpaid interest on the Mortgage Loan to the date of claim settlement at the contractual rate of interest; and

·

advances made by the insured as described above less certain payments.

An “approved sale” is:

·

a sale of the Mortgaged Property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval;

·

a foreclosure or trustee’s sale of the Mortgaged Property at a price exceeding the maximum amount specified by the pool insurer;

·

the acquisition of the Mortgaged Property under another insurance policy by another mortgage insurer; or

·

the acquisition of the Mortgaged Property by the pool insurer.

As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and marketable title to the Mortgaged Property. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer and servicer will not be required to expend their own funds to restore the damaged property unless either determines that the restoration will increase the proceeds to the securityholders on liquidation of the Mortgage Loan after reimbursement of the master servicer and the servicer for its expenses and that the expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

The original amount of coverage under the mortgage pool insurance policy will be reduced over the life of the Securities by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby. The amount of claims paid includes certain expenses incurred by the master servicer and the servicer as well as accrued interest at the applicable interest rate on delinquent Mortgage Loans to the date of payment of the claim. See “Legal Aspects of Loans.” Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the original policy limit, coverage under the mortgage pool insurance policy will lapse and any further losses will be borne by the trust fund, and thus will affect adversely payments on the Securities. In addition, the exhaustion of coverage under any mortgage pool insurance policy may affect the master servicer’s or servicer’s willingness or obligation to make Advances. If the master servicer or a servicer determines that an Advance in respect of a delinquent Loan would not be recoverable from the proceeds of the liquidation of the Loan or otherwise, it will not be obligated to make an advance respecting any delinquency since the Advance would not be ultimately recoverable by it. See “Servicing of Loans — Advances and Other Payments, and Limitations Thereon.”

Hazard Insurance on the Loans

Standard Hazard Insurance Policies

The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the improvements on the property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit support will adversely affect distributions to securityholders. When a property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the master servicer will be required to cause, or cause the servicer to cause, flood insurance to be maintained with respect to the property, to the extent available.

The standard hazard insurance policies covering properties securing Loans typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause will provide that the hazard insurer’s liability in the event of partial loss will not exceed the greater of (1) the actual cash value (generally defined as the replacement cost at the time and place of loss, less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed and (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements on the Mortgaged Property. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of real estate in the area where the Mortgaged Property is located fluctuates in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the Mortgaged Property.

Special Hazard Insurance Policy

Although the terms of the policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of the property and (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the Loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer or the servicer with respect to the property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

Restoration of the property with the proceeds described under (1) above is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted Loan secured by the property. The payment described under (2) above will render unnecessary presentation of a claim in respect of the Loan under the pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

Other Hazard-Related Insurance; Liability Insurance

With respect to Loans secured by commercial property, certain additional insurance policies may be required with respect to the Commercial Mortgage Loan; for example, general liability insurance for bodily injury or death and property damage occurring on the property or the adjoining streets and sidewalks, interest coverage insurance, and rent loss insurance to cover operating income losses following damage or destruction of the mortgaged property. With respect to a series for which Loans secured by commercial property are included in the trust fund, the prospectus supplement will specify the required types and amounts of additional insurance and describe the general terms of the insurance and conditions to payment thereunder.

Bankruptcy Bond

In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Loan at an amount less than the then outstanding principal balance of the Loan. The amount of the secured debt could be reduced to that value, and the holder of the Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See “Legal Aspects of Loans.” If so provided in the prospectus supplement, the master servicer or the servicer will obtain a bankruptcy bond or similar insurance contract (the “bankruptcy bond”) for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by the court of the principal amount of a Loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all Loans in the Pool secured by single unit primary residences. This amount will be reduced by payments made under the bankruptcy bond in respect of the Loans, unless otherwise specified in the prospectus supplement, and will not be restored.

Repurchase Bond

If specified in the prospectus supplement, the depositor or the Seller will be obligated to repurchase any Loan (up to an aggregate dollar amount specified in the prospectus supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of the Loan. This obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the depositor or the Seller.

Derivatives

If specified in the related prospectus supplement, the trust fund may include one or more derivative instruments, as described in this section.  Derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the Mortgage Loans or other assets in the pool, and only in a manner such that the return on the Securities will be based primarily on the performance of the Mortgage Loans or other assets in the pool.  Derivative instruments may include (1) interest rate swaps (or caps, floors or collars) or yield supplement agreements, (2) currency swaps or currency options and (3) market value swaps that are referenced to the value of one or more of the Mortgage Loans or other assets included in the trust fund or to a class of Securities, as described below.

An interest rate swap is an agreement between two parties to exchange one stream of interest payments on an agreed hypothetical or “notional” principal amount for another.  No principal amount is exchanged between the counterparties to an interest rate swap.  In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates, including LIBOR, LIBORSWAP, Prime Rate or a T-Bill rate.  Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as the T-Bill rate).  An interest rate cap, floor or collar is an agreement pursuant to which the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate, as specified in such agreement, generally in exchange for a fixed amount paid to the counterparty at the time such agreement is entered into.  A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee on behalf of a trust may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates, or to provide supplemental credit support.  Cap agreements and yield supplement agreements may be entered into in order to supplement the sources available to make interest payments on one or more classes of Securities of any series.

A market value swap might be used in a structure in which the pooled assets are Mortgage Loans that provide for a fixed rate period and then convert by their terms to adjustable rate Mortgage Loans.  Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their Securities to the trustee who will then transfer the Securities to other investors in a mandatory auction procedure.  The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of the Securities.

Under a mandatory auction procedure, an auction administrator will solicit bids for purchase of the Securities in the secondary market from dealers and institutional investors.  The Sponsor and depositor and their affiliates are not allowed to bid in an auction.  There is no minimum required bid.  If bids are received for the entire amount of the Securities subject to the mandatory auction, then the auction will have been successful and the Securities will be sold to the highest bidders.  The prices at which the Securities are sold through this procedure will be used as the value of the Securities for purposes of the market value swap.  If the total auction price is less than par, the market value swap counterparty will pay the shortfall.  If the total auction price is greater than par, then the counterparty will receive the excess.  If the total auction price is less than par, the original investors in the Securities will receive the auction price plus the market value swap proceeds, which together will equal par.

The mandatory auction will close if sufficient bids are received covering all of the Securities that are subject to the mandatory auction, and if the market value swap covers any shortfall from par.  If these conditions are not met, then the auction will have failed and the original investors will retain their Securities.  If these conditions are met, then the auction will close, and the original investors will be obligated to tender their Securities and will receive the required par purchase price.  If the Securities are Book-Entry Securities, then the tender will take place through the book-entry facilities, with no action required on the investor’s part.  When the mandatory auction closes and the original investors tender their Securities and receive the par purchase price, the Securities remain outstanding, and continue to receive distributions in accordance with their original terms.

If a trust fund includes non-U.S. Mortgage Loans, the trustee on behalf of the trust may enter into a currency swap, currency option or other means of mitigating the risk of any decline in value of the related foreign currency with respect to the U.S. dollar.  It is intended that any currency swaps or currency options will compensate in substantial part for payment shortfalls due to declines over time in the value of the related foreign currency with respect to the U.S. dollar.  However, there can be no assurance that amounts payable to a trust under a currency swap or a currency option will be sufficient to compensate for such shortfalls. If such payments should be insufficient to cover such shortfalls, there will be no obligation on the part of the depositor, the manager or any other party to obtain any additional currency exchange protection coverage, and any uncovered currency risk will be borne by Securityholders.

Any currency swap or currency option entered into by or on behalf of a trust will provide that it is terminable by the trust or the counterparty following the occurrence of certain specified events described in the related prospectus supplement. If an event of default or termination event that would require the trust to make a termination payment to the counterparty occurs, the trust may not have sufficient funds remaining after making such payment to make timely payment of interest due on the Securities.

If a currency swap or currency option counterparty fails to perform its obligations or if such agreement is terminated and the trust is not able to enter into a substitute agreement, the trust will have to exchange the related foreign currency for U.S. dollars at an exchange rate that may not provide sufficient amounts to make payments of interest and principal due on all of the Securities.  In any such event, there can be no assurance that the amount of applicable credit enhancement will be sufficient to cover the currency risk associated with the related non-U.S. Mortgage Loans. As a result, if a currency swap or currency option counterparty fails to perform its obligations or if such agreement is terminated and the trust is not able to enter into a substitute agreement, the related Securities will bear currency risk.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the Securities, such levels generally are set by the rating agencies rating the Securities) the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or take certain other measures intended to assure performance of those obligations.

The derivatives market has grown substantially in recent years, with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized derivative contract documentation.  Caps, floors and collars are more recent innovations, and are less liquid than swaps.

Derivative contracts will generally be documented based upon the standard forms provided by International Swaps and Derivatives Association, Inc. (“ISDA”).  These forms generally consist of an ISDA master agreement, a schedule to the master agreement and a confirmation, although in some cases the schedule and the confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference.  Each confirmation will provide for payments to be made by the derivative counterparty to a trust fund, and in some cases by the related trust fund to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values.  For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement.  The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust fund on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the Securities, such levels generally are set by the rating agencies rating the Securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations.  Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance that the trust will be able to enter into derivative instruments at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivative instruments may provide for termination under various circumstances, there can be no assurance that the trust will be able to terminate a derivative instrument when it would be economically advantageous to the trust to do so.

If a trust fund includes derivative instruments, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If described in the prospectus supplement, such derivative instruments may be held for tax or ERISA purposes by a separate trust and any amounts payable from such derivative instruments may be paid by the derivatives counterparty into a separate reserve fund (which shall be a trust account in the name of the trustee) before payment to holders of Securities. A provider of a derivative instrument may, if specified in the related prospectus supplement, be an affiliate of an underwriter.

The Agreements

The following summaries describe certain material provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, these provisions or terms are as specified in the related Agreement.

Issuance of Securities

Securities representing interests in a trust fund, or an Asset Group, that the trustee will elect to have treated as a REMIC or a grantor trust will be issued, and the related trust fund will be created, pursuant to a trust agreement or a pooling and servicing agreement (referred to herein in either case as a “trust agreement”) between the depositor and the trustee and a servicer, master servicer and/or administrator.  A series of Notes issued by a trust fund will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement. In the case of a series of Notes, the trust fund and the depositor will also enter into a sale and collection agreement or a transfer and servicing agreement (referred to herein in either case as a “sale and collection agreement ”) between the indenture trustee and the issuing entity and a servicer, master servicer and/or administrator.

As applicable, the trust agreement, in the case of Certificates, and the indenture, together with the sale and collection agreement, in the case of Notes, are referred to as the “Agreements.” In the case of a series of Notes, the trust fund will be established either as a statutory business trust under the law of the state specified in the prospectus supplement or as a common law trust under the law of the state specified in the prospectus supplement pursuant to a deposit trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes. The Primary Assets of a trust fund will be serviced in accordance with one or more underlying servicing agreements.

Assignment of Primary Assets

General

At the time of issuance, the depositor will transfer, convey and assign to the trustee all right, title and interest of the depositor in the Primary Assets and other property to be included in the trust fund for a series. The assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the prospectus supplement (except for any Retained Interests). The trustee will, concurrently with the assignment, execute and deliver the Securities.

Assignment of Private Mortgage-Backed Securities

The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See “The Trust Funds — Private Mortgage-Backed Securities.”

Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement (the “Mortgage Certificate Schedule”), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the trustee. In the Agreement, the depositor will represent and warrant to the trustee regarding the Private Mortgage-Backed Securities:

(1)

that the information contained in the Mortgage Certificate Schedule is true and correct in all material respects;

(2)

that, immediately prior to the conveyance of the Private Mortgage-Backed Securities, the depositor had good title thereto, and was the sole owner thereof, (subject to any Retained Interests);

(3)

that there has been no other sale by it of the Private Mortgage-Backed Securities; and

(4)

that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on the Private Mortgage-Backed Securities.

Assignment of Mortgage Loans

As specified in the prospectus supplement, the depositor or the Sponsor will, as to each Mortgage Loan, deliver or cause to be delivered to the trustee, or a custodian on behalf of the trustee:

·

the mortgage note endorsed without recourse to the order of the trustee or in blank;

·

the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of the Mortgage will be delivered, together with a certificate that the original of the Mortgage was delivered to the recording office); and

·

an assignment of the Mortgage in recordable form.

The trustee, or the custodian, will hold the documents in trust for the benefit of the securityholders.

The depositor generally will, at the time of delivery of the Securities, cause assignments to the trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the Mortgage Loan.  It is expected that the mortgages or assignments of mortgage with respect to each Mortgage Loan will have been recorded in the name of an agent on behalf of the holder of the related mortgage note.  In that case, no mortgage assignment in favor of the trustee will be required to be prepared, delivered or recorded.  Instead, the depositor will be required to take all actions as are necessary to cause the trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent.  If the assignments are not so recorded, the related Agreement will, unless otherwise specified in the prospectus supplement, require the depositor to repurchase from the trustee any Mortgage Loan required to be recorded but not recorded within that time, at the price described below with respect to repurchase by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the securityholders or the trustee for the failure of a Mortgage Loan to be recorded.

The trustee, its agent, or a custodian will review the documents relating to each Mortgage Loan within the time period specified in the related Agreement after receipt thereof, and the trustee will hold the documents in trust for the benefit of the securityholders. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the depositor will notify the party (the “Seller”) from which the depositor, or an affiliate thereof, purchased the Mortgage Loan.  See “Repurchase and Substitution of Non-Conforming Loans.”

Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will specify with respect to each Mortgage Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an ARM, the Lifetime Mortgage Rate Cap, if any, and the current Index.

Repurchase and Substitution of Non-Conforming Loans

Unless otherwise provided in the prospectus supplement, if any document in the Loan file delivered by the depositor to the trustee is found by the trustee within 45 days of the execution of the related Agreement, or any other time period specified in the prospectus supplement for the related series, (or promptly after the trustee’s receipt of any document permitted to be delivered after the closing date of the issuance of the series) to be defective in any material respect, the Seller, or, if the Seller does not do so, the depositor, will be obligated to cure such defect within 90 days, or any other period specified in the prospectus supplement.

If the depositor is unable to cure the defect within 90 days, or any other period specified in the prospectus supplement, the Seller, or, if the Seller does not do so, the depositor, will, not later than 90 days, or any other period specified in the prospectus supplement, after the trustee’s notice to the depositor and the master servicer of the defect, repurchase the related Mortgage Loan or any property acquired in respect thereof from the trustee.  We cannot assure you that a Seller will fulfill its purchase obligation.  The master servicer will not be obligated to purchase the Mortgage Loan if the Seller defaults on its purchase obligation.

Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase of a Mortgage Loan will be made if the purchase would result in a prohibited transaction under the Code.

Unless otherwise specified in the prospectus supplement, the repurchase price will be generally equal to (a) the lesser of (1) the outstanding principal balance of the Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of the Mortgage Loan immediately prior to foreclosure) and (2) the trust fund’s federal income tax basis in the Mortgage Loan, and (b) accrued and unpaid interest to the date of the next scheduled payment on the Mortgage Loan at the related Interest Rate (less any unreimbursed Advances respecting the Mortgage Loan), provided, however, the purchase price will not be limited in (1) above to the trust fund’s federal income tax basis if the repurchase at a price equal to the outstanding principal balance of the Mortgage Loan will not result in any prohibited transaction tax under Section 860F(a) of the Code.

If provided in the prospectus supplement, the depositor may, rather than repurchase the Loan as described above, remove the Loan from the trust fund (the “Deleted Loan”) and substitute in its place one or more other Loans (each, a “Qualifying Substitute Mortgage Loan”) provided, however, that (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the Securities and (2) with respect to a trust fund for which a REMIC election is made, the substitution must be made within two years of the date.

Any Qualifying Substitute Mortgage Loan will have, on the date of substitution, the characteristics specified in the applicable Agreement, generally including (1) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited to the Distribution Account in the month of substitution for distribution to securityholders), (2) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Loan, (3) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Loan, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

Unless otherwise provided in the prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the securityholders or the trustee for a material defect in a Loan document.

The depositor or another entity will make representations and warranties with respect to Loans that comprise the Primary Assets for a series. See “Loan Underwriting Procedures and Standards — Representations and Warranties.”  If the depositor or such entity cannot cure a breach of any representations and warranties in all material respects within 90 days after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the Loan, the depositor or such entity is obligated to repurchase the affected Loan or, if provided in the prospectus supplement, provide a Qualifying Substitute Mortgage Loan therefor, subject to the same conditions and limitations on purchases and substitutions as described above. The depositor’s only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of the Loans.

Reports to Securityholders

As specified in the prospectus supplement, the trustee or the securities administrator will prepare and forward to each securityholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

(1)

with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to principal on the Primary Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the master servicer or by a servicer or (b) that is a Multi-Class Series, the amount of the principal distribution in reduction of stated principal amount (or Compound Value) of each class and the aggregate unpaid principal amount (or Compound Value) of each class following the distribution;

(2)

with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to interest on the Primary Assets and the amount, if any, advanced by the master servicer or a servicer or (b) that is not a Multi-Class Series, the amount of the interest distribution;

(3)

with respect to a series that is a Multi-Class Series, the amount of any distribution allocable to any class (including any residual class) other than in respect of interest or principal;

(4)

the amount of servicing compensation with respect to the Principal Assets and paid during the Due Period commencing on the Due Date to which the distribution relates and the amount of servicing compensation during that period attributable to penalties and fees;

(5)

the aggregate outstanding principal balance of the Principal Assets as of the opening of business on the Due Date, after giving effect to distributions allocated to principal and reported under (1) above;

(6)

the aggregate outstanding principal amount of the Securities of the related series as of the Due Date, after giving effect to distributions allocated to principal reported under (1) above;

(7)

if applicable, the amount of any deficiency of any required overcollateralization, after giving effect to distributions allocated to principal reported under (1) above;

(8)

with respect to Compound Interest Securities, prior to the Accrual Termination Date in addition to the information specified in (1)(b) above, the amount of interest accrued on the Securities during the related interest accrual period and added to the Compound Value thereof;

(9)

in the case of Floating Rate Securities, the Floating Rate applicable to the distribution being made;

(10)

in the case of Floating Rate Securities, the level of the Index applicable to the interest formula of the Floating Rate Securities;

(11)

if applicable, the amount of any realized losses incurred with respect to the Mortgage Loans (x) in the Due Period commencing on the Due Date to which the distribution relates and (y) in the aggregate since the cut-off date;

(12)

if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which securityholders would have received if there were sufficient eligible funds in the Distribution Account and the amounts actually distributed);

(13)

if applicable, the number and aggregate principal balances of Loans delinquent for (A) two consecutive payments and (B) three or more consecutive payments, and the number of Loans as to which foreclosure proceedings have been commenced, all as of the close of the business on the determination date to which the distribution relates;

(14)

if applicable, the value of any REO Property acquired on behalf of securityholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of the business on the Business Day preceding the Distribution Date to which the distribution relates;

(15)

with respect to substitution of Loans in the preceding calendar month, the scheduled principal balance of each deleted Loan, and of each qualifying substitute Loan;

(16)

the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to securityholders and the remaining balance of each reserve fund (including any Subordinated Reserve Fund), if any, on the Distribution Date, after giving effect to distributions made on that date;

(17)

the amount of the trustee’s fees, the servicing fees and the amount of any other fees payable from the trust fund to any other third party, as applicable, paid during the collection period to which such distribution relates;

(18)

the aggregate amount of any insurance claim payments received with respect to any mortgage insurance policy during the Due Period commencing on the Due Date to which the distribution relates;

(19)

if applicable, the amount of any net swap, cap or derivative payment in respect of any derivative contract to the applicable trust account established for the benefit of securityholders, or the amount of any net swap, cap or derivative payment to made to the swap, cap or derivative counterparty under the applicable derivative contract from amounts otherwise distributable to securityholders; and

(20)

any other information as specified in the related Agreement.

In addition, within a reasonable period of time after the end of each calendar year the trustee, unless otherwise specified in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year: (a) the aggregate of amounts reported pursuant to (1) through (3), (5), (8) and (12) above for the calendar year and (b) the information specified in the related Agreement to enable securityholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual reports provided to the securityholders will not have been examined and reported upon by an independent public accountant. However, if specified in the prospectus supplement, the master servicer will provide to the trustee a report by independent public accountants with respect to the master servicer’s servicing obligations under the related Agreement.  See “Servicing of Loans — Evidence as to Compliance.”

Investment of Funds

The Distribution Account, Securities Administration Account, Collection Account or Servicing Account and any other funds and accounts for a series that may be invested by the trustee, the master servicer or the servicer, can be invested only in “Eligible Investments” acceptable to each Rating Agency, which may include, without limitation:

·

direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Freddie Mac, Fannie Mae or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

·

demand and time deposits, certificates of deposit or bankers’ acceptances;

·

repurchase obligations pursuant to a written agreement with respect to any security described in the first clause above;

·

securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state;

·

commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof);

·

a guaranteed investment contract issued by an entity having a credit rating acceptable to each Rating Agency; and

·

any other demand, money market or time deposit or obligation, security or investment as would not adversely affect the then current rating by the Rating Agencies.

Funds held in a reserve fund or Subordinated Reserve Fund may be invested in certain eligible reserve fund investments which may include Eligible Investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the prospectus supplement (“Eligible Reserve Fund Investments”).

Eligible Investments or Eligible Reserve Fund Investments with respect to a series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account or the Securities Administration Account are required to be remitted to the trustee or the securities administrator, as applicable, and amounts in the Distribution Account, any Reserve Fund or the Subordinated Reserve Fund for the related series are required or may be anticipated to be required to be applied for the benefit of securityholders of the series.

If so provided in the prospectus supplement, the reinvestment income from the Subordination Reserve Fund, other Reserve Fund, Servicing Account, Collection Account, Securities Administration Account or the Distribution Account may be property of the master servicer, a servicer or the securities administrator and not available for distributions to securityholders. See “Servicing of Loans.”

Event of Default; Rights Upon Event of Default

Trust Agreement

As specified in the prospectus supplement, events of default under the trust agreement for a series of Certificates include:

·

any failure by the master servicer to remit any required payment to the trustee or the securities administrator, as the case may be, that continues unremedied for five business days (or any shorter period as is specified in the related Agreement) after the giving of written notice of the failure to the master servicer by the trustee or the securities administrator, as the case may be, for the related series;

·

any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the related Agreement that continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the securities administrator, as the case may be, or to the master servicer and the trustee by the holders of Certificates of the related series evidencing more than 50% of the aggregate voting interests, as assigned in the related Agreement, of the Certificates; and

·

certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the master servicer or servicer indicating its insolvency, reorganization or inability to pay its obligations.

So long as an Event of Default remains unremedied under the related Agreement for a series, the trustee for the related series may, and if so directed by holders of Certificates of the series evidencing more than a specified percentage of the aggregate outstanding principal amount of the Certificates for the series, shall terminate all of the rights and obligations of the master servicer under the related Agreement and in and to the Mortgage Loans (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the related Agreement which rights the master servicer will retain under all circumstances), whereupon the trustee or the securities administrator, as the case may be, will succeed to all the responsibilities, duties and liabilities of the master servicer under the related Agreement and will be entitled to reasonable servicing compensation not to exceed the Master Servicing Fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the related Agreement.

In the event that the trustee or the securities administrator, as the case may be, is unwilling or unable so to act, the trustee may appoint, or petition a court of competent jurisdiction to appoint, a housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor master servicer under the provisions of the related Agreement relating to the master servicing of the Mortgage Loans. The successor master servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Master Servicing Fee, if any, as set forth in the prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the related Agreement.

During the continuance of any event of default under the related Agreement for a series, the trustee for that series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of Certificates of that series, and holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the holders of Certificates have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee therein or thereby. Also, the trustee may decline to follow the direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders of Certificates.

No holder of a series of Certificates, solely by virtue of that holder’s status as a holder of a Certificate, will have any right under the trust agreement for the related series to institute any proceeding with respect to the trust agreement, unless that holder previously has given to the trustee for that series written notice of default and unless the holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for a specified number of days has neglected or refused to institute such a proceeding.

Indenture

As specified in the prospectus supplement, events of default under the indenture for each series of Notes generally include:

·

a default for a specified number of days in the payment of any interest or installment of principal on a Note of that series, to the extent specified in the prospectus supplement, or the default in the payment of the principal of any Note at the Note’s maturity;

·

failure to perform in any material respect any other covenant of the trust in the indenture that continues for a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

·

any failure to observe or perform any covenant or agreement of the trust, or any representation or warranty made by the trust in the indenture or in any certificate or other writing delivered pursuant or in connection with the series having been incorrect in a material respect as of the time made, and that breach is not cured within a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

·

certain events of bankruptcy, insolvency, receivership or liquidation of the trust; or

·

any other event of default provided with respect to Notes of that series.

If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to the terms of the indenture, either the trustee or the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series may declare the principal amount or, if the Notes of that series are zero coupon securities, that portion of the principal amount as may be specified in the terms of that series, of all the Notes of the series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of a specified percentage in aggregate outstanding amount of the Notes of that series.

If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding any acceleration, elect to maintain possession of the collateral securing the Notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal and interest on the Notes of that series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, unless:

·

the holders of 100% (or any other percentages specified in the indenture) of the then aggregate outstanding amount of the Notes (or certain classes of Notes) of the series consent to the sale;

·

the proceeds of the sale or liquidation are sufficient to pay in full the principal and accrued interest, due and unpaid, on the outstanding Notes of the series at the date of the sale; or

·

the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the Notes had not been declared due and payable, and the trustee obtains the consent of the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series.

As specified in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount less the amount of the discount that is unamortized.

Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a specified percentage of the then aggregate outstanding amount of the Notes of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes of the series, and the holders of a specified percentage of the then aggregate outstanding amount of the Notes of that series may, in certain cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected thereby.

The Trustee

The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of Securities will be set forth in the prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the master servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the Agreement relating to that series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee is incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement.

Duties of the Trustee

The trustee makes no representations as to the validity or sufficiency of the Agreements, the Securities or of any Primary Asset or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related Agreement, however, the trustee will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the master servicer or any securities administrator under the related Agreement.

The trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default, see “— Event of Default; Rights Upon Event of Default” above. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Resignation of Trustee

The trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within a specified number of days after giving notice of resignation, the resigning trustee or the securityholders may petition any court of competent jurisdiction for appointment of a successor trustee.

The trustee may also be removed at any time:

·

if the trustee ceases to be eligible to continue to act as trustee under the Agreement;

·

if the trustee becomes insolvent; or

·

by the securityholders of securities evidencing a specified percentage of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the depositor.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Distribution Account

The trustee will establish a separate account (the “Distribution Account”) in its name as trustee for the securityholders. The Distribution Account may be maintained as an interest bearing account, or the funds held therein may be invested, pending disbursement to securityholders of the related series in Eligible Investments or the funds may be required not to be invested, in each case pursuant to the terms of the Agreement. If specified in the prospectus supplement, the master servicer or the securities administrator will be entitled to receive as additional compensation, any interest or other income earned on funds in the Distribution Account. The trustee will deposit into the Distribution Account on the Business Day received all funds received from the master servicer or the securities administrator, as applicable, and required withdrawals from any Reserve Funds. The trustee is generally permitted from time to time to make withdrawals from the Distribution Account for each series to remove amounts deposited therein in error, to pay to the master servicer any reinvestment income on funds held in the Distribution Account to the extent it is entitled, to remit to the master servicer its Master Servicing Fee, if any, to the extent not previously withdrawn from the Collection Account, to make deposits to any Reserve Fund, to make regular distributions to the securityholders and to clear and terminate the Distribution Account.

Unless otherwise specified in the prospectus supplement, “Business Day” means a day that, in the city of New York or in the city or cities in which the corporate trust office of the trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to be closed.

The Securities Administrator

If specified in the related prospectus supplement, a securities administrator may be appointed  which will be responsible for performing certain administrative and tax functions typically performed by the trustee.  The securities administrator shall at all times be a corporation or national banking association, in each case authorized to exercise corporate trust powers.  The entity serving as securities administrator may have normal banking relationships with the depositor and the master servicer or their affiliates.  The securities administrator may also act as a master servicer or a servicer for a series of Securities.

Duties of the Securities Administrator

The securities administrator makes no representations as to the validity or sufficiency of the Agreements, the Securities or of any Primary Asset or related documents.  If no event of default (as defined in the related Agreement) has occurred, the securities administrator is required to perform only those duties specifically required of it under the Agreement.  Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the securities administrator is required to examine them to determine whether they are in the form required by the related Agreement, however, the securities administrator will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the master servicer under the related Agreement.

The securities administrator may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the securities administrator will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default; see “— Event of Default; Rights Upon Event of Default” above.  The securities administrator is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Resignation of Securities Administrator

The securities administrator may, upon written notice to the depositor, the trustee and the master servicer, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor securities administrator. If no successor securities administrator has been appointed and has accepted the appointment within a specified number of days after giving notice of resignation, the resigning securities administrator or the securityholders may petition any court of competent jurisdiction for appointment of a successor securities administrator.

The securities administrator may also be removed at any time:

·

if the securities administrator becomes bankrupt or insolvent;

·

if the securities administrator fails to observe or perform in any material respect any of the covenants or agreements contained in the related Agreement; or

·

by the securityholders of securities evidencing more than a specified percentage of the aggregate outstanding principal amount of the securities in the trust fund upon written notice to the securities administrator and the depositor.

Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

Securities Administration Account

The securities administrator will establish a separate account (the “Securities Administration Account”) in its own for the benefit of the securityholders. The Securities Administration Account will be maintained as an interest bearing account or the funds held therein may be invested, pending disbursement to securityholders of the related series in Eligible Investments or the funds may be required not to be invested, in each case pursuant to the terms of the Agreement. If specified in the prospectus supplement, the securities administrator will be entitled to receive as additional compensation, any interest or other income earned on funds in the Securities Administration Account.  The securities administrator will deposit into the Securities Administration Account on the Business Day received all funds received from the master servicer.  As further provided in the prospectus supplement, the securities administrator is permitted from time to time to make withdrawals from the Securities Administration Account for each series to remove amounts deposited therein in error, to pay to the trustee or the master servicer any reinvestment income on funds held in the Securities Administration Account to the extent the trustee or the master servicer is entitled, to reimburse itself for any amounts reimbursable under the terms of the related Agreement, to remit to the master servicer its Master Servicing Fee, if any, to the extent not previously withdrawn from the Collection Account, to make deposits to any Reserve Fund, to make regular payments to the trustee for deposit in the Distribution Account, and to clear and terminate the Securities Administration Account.

Expense Reserve Fund

If specified in the prospectus supplement relating to a series, the depositor may deposit on the related closing date of the issuance of a series in an account to be established with the trustee (the “Expense Reserve Fund”) cash or eligible investments that will be available to pay anticipated fees and expenses of the trustee or other agents. The Expense Reserve Fund for a series may also be funded over time through the deposit therein of all or a portion of cash flow, to the extent described in the prospectus supplement. The Expense Reserve Fund, if any, will not be part of the trust fund held for the benefit of the holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more Eligible Investments.

Amendment of Agreement

Unless otherwise specified in the prospectus supplement, the Agreement for each series of Securities may be amended by the parties to the Agreement, without notice to or consent of the securityholders:

·

to cure any ambiguity;

·

to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

·

to add any other provisions with respect to matters or questions arising under the Agreement; or

·

to comply with any requirements imposed by the Code;

provided that any amendment except pursuant to clause (3) above, will not adversely affect in any material respect the interests of any securityholders of the related series not consenting thereto. If provided in the Agreement, any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any securityholder if the trustee receives written confirmation from each Rating Agency rating the Securities of that series that the amendment will not cause the Rating Agency to reduce the then current rating.

As specified in the prospectus supplement, the Agreement may also be amended by the parties to the Agreement with the consent of the securityholders possessing a specified percentage of the aggregate outstanding principal amount of the Securities (or, if only certain classes are affected by the amendment, a specified percentage of the aggregate outstanding principal amount of each class affected), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of securityholders; provided, however, that no amendment may:

·

reduce the amount or delay the timing of payments on any Security without the consent of the holder of that Security; or

·

reduce the percentage required to consent to the amendment, without the consent of securityholders of 100% of each class of Securities affected by the amendment.

Voting Rights

The prospectus supplement may set forth a method of determining allocation of voting rights with respect to a series of Securities.

REMIC Administrator

For any Multi-Class Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be an affiliate of the depositor.

Administration Agreement

If specified in the prospectus supplement for a series of Notes, the depositor, the trust fund and an administrator specified in the prospectus supplement will enter into an administration agreement. The administrator will agree, to the extent provided in the administration agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the trust fund under the sale and collection agreement, the indenture and the deposit trust agreement. Certain additional administrative functions may be performed on behalf of the trust fund by the depositor.

Periodic Reports

The Agreement for each series of Securities will provide that the entity or entities identified in the Agreement will prepare and file certain periodic reports with the Commission and, to the extent required by law, file certifications as to the accuracy of such reports and as to other matters.

To the extent provided in the Agreement for a series of Securities, the entities or persons identified in the Agreement will be indemnified by the trust for certain liabilities associated with any such certification not resulting from their own negligence.

Termination

Trust Agreement

The obligations created by the trust agreement for a series will terminate upon the distribution to securityholders of all amounts distributable to them pursuant to the trust agreement after the earlier of:

·

the later of (a) the final payment or other liquidation of the last Mortgage Loan remaining in the trust fund for the related series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any Mortgage Loan (“REO Property”); and

·

the repurchase, as described below, by the master servicer from the trustee for the related series of all Mortgage Loans at that time subject to the trust agreement and all REO Property.

As specified in the prospectus supplement, the trust agreement for each series permits, but does not require, the specified entity to repurchase from the trust fund for that series all remaining Mortgage Loans at a price equal, unless otherwise specified in the prospectus supplement, to:

·

100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus

·

with respect to REO Property, if any, the fair market value of the REO Property only to the extent such amount does not exceed the outstanding principal balance of the related Mortgage Loan plus interest accrued thereon less any reasonably anticipated disposition costs, minus

·

related unreimbursed Advances, or in the case of the Mortgage Loans, only to the extent not already reflected in the computation of the Aggregate Asset Principal Balance of the Mortgage Loans, minus

·

unreimbursed expenses that are reimbursable pursuant to the terms of the trust agreement, plus

·

accrued interest at the weighted average Mortgage Rate through the last day of the Due Period in which the repurchase occurs;

provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of:

·

100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus accrued interest thereon at the applicable Net Mortgage Rates through the last day of the month of the repurchase; and

·

the aggregate fair market value of the Mortgage Loans; plus the fair market value of any property acquired in respect of a Mortgage Loan and remaining in the trust fund.

The exercise of this right will effect early retirement of the Certificates of the series, but the master servicer’s right to so purchase is subject to the Aggregate Principal Balance of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the prospectus supplement, of the Aggregate Asset Principal Balance of the Mortgage Loans  on the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of a certain person identified therein. For each series, the trustee will give written notice of termination of the Agreement to each securityholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the prospectus supplement for a series, the depositor or another entity may effect an optional termination of the trust fund under the circumstances described in the prospectus supplement. See “Description of the Securities — Optional Termination.”

Indenture

The indenture will be discharged with respect to a series of Notes, except with respect to certain continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the Notes.

In addition, with certain limitations, the indenture may provide that the trust will be discharged from any and all obligations in respect of the Notes, except for certain administrative duties, upon the deposit with the trustee of money or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide funds in an amount sufficient to pay the principal of and each installment of interest on the Notes on the stated maturity date and any installment of interest on the Notes in accordance with the terms of the indenture and the Notes. In the event of any defeasance and discharge of Notes, holders of the Notes will be able to look only to the funds or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

Legal Aspects of Loans

The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because certain of these legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the properties securing the loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

Mortgages

The Mortgage Loans comprising or underlying the Primary Assets for a series will be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/homeowner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee’s authority under a mortgage and the trustee’s authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Junior Mortgages; Rights of Senior Mortgages

If specified in the applicable prospectus supplement, certain Mortgage Loans included in the pool of Mortgage Loans will be secured by junior mortgages or deeds of trust that are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund (and therefore the securityholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

The standard form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In those states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While a future advance clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to the intervening junior mortgages or deeds of trust and other liens. Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Foreclosure on Mortgages

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court’s equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor’s default was neither willful nor in bad faith or the mortgagee’s action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct sufficient to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than reasonably equivalent value or fair consideration and the sale occurred while the mortgagor was insolvent or insufficiently capitalized and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee generally being precluded from pursuing both at the same time.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where it is available. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

In addition to the statutory prohibitions on deficiency judgments, certain Mortgage Loans in the trust fund may, by their terms, prohibit recourse to the borrower in the event proceeds from foreclosure or other liquidation are insufficient to satisfy the debt. These Mortgage Loans may also not require payments of principal and interest until maturity, thereby increasing the likelihood that a deficiency will exist.

Leases and Rents

Commercial mortgage loan transactions often provide for an assignment of the leases and rents pursuant to which the borrower typically assigns its right, title and interest, as landlord under each lease and the income derived therefrom, to the lender while either obtaining a license to collect rents for so long as there is no default or providing for the direct payment to the lender. Local law, however, may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents under the lease.

Federal Bankruptcy and Other Laws Affecting Creditors’ Rights

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Servicemembers Civil Relief Act, as amended (the “Servicemembers Civil Relief Act”), and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Thus, the Bankruptcy Code will delay or interfere with the enforcement of the secured lender’s rights in respect of a defaulted loan. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 rehabilitative plan under the Bankruptcy Code to cure a monetary default with respect to a loan on a debtor’s residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor’s Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor.

In a case under the Bankruptcy Code, the lender is precluded from foreclosing its security interest without authorization from the bankruptcy court. The lender’s lien will be limited in amount to the value of the lender’s interest in the collateral as of the date of the bankruptcy, and the trustee in bankruptcy (including the debtor in possession) can recover from the collateral at the expense of the secured lender the costs or expenses of preserving or disposing of such collateral to the extent of any benefit to the secured lender. The secured creditor is entitled to the value of its security plus post-petition interest, attorney’s fees and costs only to the extent the value of the security exceeds the debt. However, if the value of the collateral is less than the debt, then the lender does not receive post-petition interest, attorney’s fees or costs. Further, in a Chapter 11 case under the Bankruptcy Code, the loan term may be extended, the interest rate may be adjusted to market rates, the lien may be transferred to other collateral, and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state laws. The laws include the federal Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Environmental Considerations

Real property pledged as security to a lender may be subject to potential environmental risks  Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan.  In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Under the laws of certain states where Mortgaged Properties may be located, the owner’s failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by the state.  In several states such lien has priority over the lien of an existing mortgage against such property.  Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

Under some circumstances, cleanup costs, or the obligation to take remedial actions, can be imposed on a secured party such as the trustee.  Under the laws of some states and under CERCLA, current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property.  Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of “owner” or “operator;” consequently, such laws often specifically exclude such a secured lender from the definitions of “owner” or “operator”, provided that the lender does not participate in the management of the facility.

Whether actions taken by a secured creditor would constitute such participation in the management of a facility or property, so that the lender loses the protection of the secured creditor exclusion, would be determined on a case by case basis, depending on the actions of the particular lender.  Under amendments to CERCLA enacted in 1996, known as the “Asset Conservation Act,” a lender must actually participate in the operational affairs of the property or the borrower, in order to be deemed to have “participated in the management of the facility.”  The Asset Conservation Act also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations.  Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices or assumes day-to-day management of all operational functions of the secured property.

It should be noted that the secured creditor exclusion does not govern liability for cleanup costs under state law or under federal laws other than CERCLA.  CERCLA’s jurisdiction extends to the investigation and remediation of releases of “hazardous substances.”  The definition of “hazardous substances” under CERCLA specifically excludes petroleum products.  Under federal law, the operation and management of underground petroleum storage tanks (excluding heating oil) is governed by Subtitle I of the Resource Conservation and Recovery Act (“RCRA”).  Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks.  However, liability for cleanup of petroleum contamination will most likely be governed by state law, which may not provide any specific protection for secured creditors or alternatively, may not impose liability on secured creditors.

Unless otherwise stated in the applicable prospectus supplement, the Seller will represent, as of the applicable date described in such prospectus supplement, that either (1) to the best of its knowledge no Mortgaged Property securing a Commercial Mortgage Loan is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, such Mortgaged Property or which would subject the owner or operator of such Mortgaged Property or a lender secured by such Mortgaged Property to liability under applicable law, and there are no liens which relate to the existence of any clean-up of a hazardous substance (and to the best of its knowledge no circumstances are existing that under law would give rise to any such lien) affecting the Mortgaged Property that are or may be liens prior to or on a parity with the lien of the related mortgage, or (2) an Environmental Policy is in effect with respect to each affected Mortgaged Property.  In many cases the agreements will provide that the servicers, acting on behalf of the trustee, may not acquire title to a Mortgaged Property or take over its operation if such servicer has notice or knowledge of toxic or hazardous substances on such property unless such servicer has determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (1) the Mortgaged Property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (2) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any hazardous substances are present for which such action would be required, taking such actions with respect to the affected Mortgaged Property is in the best economic interest of securityholders.  Such requirements effectively preclude enforcement of the security for the related mortgage Note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that the trust will become liable for any environmental conditions affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan.  However, there can be no assurance that any environmental assessment obtained by a servicer will detect all possible environmental conditions or that the other requirements of the agreements, even if fully observed by the servicers will in fact insulate the trust from liability for environmental conditions.

If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment-proof.  Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the loan documents.  Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see “— Anti-Deficiency Legislation and Other Limitations on Lenders” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

Due-on-Sale Clauses in Mortgage Loans

Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender’s prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St. Germain Act”) generally preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. As a result, due-on-sale clauses have become enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to mortgage loans that were:

·

originated or assumed during the “window period” under the Garn-St. Germain Act which ended in all cases not later than October  15, 1982; and

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originated by lenders other than national banks, federal savings institutions and federal credit unions.

The Garn-St. Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

Enforceability of Prepayment Charges, Late Payment Fees and Debt-Acceleration Clauses

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Some of the Commercial Mortgage Loans included in a trust will include a “debt-acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower.  The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices.  The courts of any state, however, may refuse to permit foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.  Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting such defaulted payments.

Equitable Limitations on Remedies

In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

Commercial Loans

The market value of any commercial property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the commercial units, the sale price, the value of any alternative uses, or such other factors as are considered by the originator.  Because a default on a commercial loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated.  To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit enhancement, a loss may be experienced.  The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage.

In most states, hotel and motel room rates are considered accounts receivable under the UCC.  Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel.  In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection.  Mortgage Loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse.  A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates.  However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower without a hearing or the lender’s consent, or unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use.

Leases and Rents

Some of the Commercial Mortgage Loans are secured by an assignment of leases (each, a “lease”) and rents of one or more lessees (each, a “lessee”), either through a separate document of assignment or as incorporated in the mortgage.  Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation.  The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan.  Failure to properly perfect the lender’s interest in rents may result in the loss of a substantial pool of funds that otherwise could serve as a source of repayment for the loan.  In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents.  Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents.  Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession.  Such risks include liability for environmental clean-up costs and other risks inherent to property ownership.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Default Interest and Limitations on Prepayment

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made.  They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge.  In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.  Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

Secondary Financing; Due-on-Encumbrance Provisions

Some mortgage loans secured by commercial property do not restrict secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans.  Some mortgage loans secured by commercial property preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property) or may require the consent of the senior lender to any second or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances.  Unless otherwise specified in the applicable prospectus supplement, the related agreement will provide that if any mortgage loan contains a provision in the nature of a due-on-encumbrance clause, which by its terms: (1) provides that such mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related mortgaged property; or (2) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related mortgaged property, then for so long as such mortgage loan is included in the applicable trust, the applicable servicer, on behalf of the trustee, will be requested to exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such mortgage loan to (x) accelerate the payments thereon, or (y) withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the agreements.

Where the borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subject to additional risk.  First, the borrower may have difficulty servicing and repaying multiple loans.  Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender.  For example, if the borrower and the senior lender agree to an increase in the principal balance of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened.  Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender.  Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

Mortgaged properties are subject to compliance with various federal, state and local statutes and regulations.  Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property that could, together with the possibility of limited alternative uses for a particular mortgaged property, result in a failure to realize the full principal balance of the related mortgage loan.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent “readily achievable.”  In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and useable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person.  In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.  Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing secured party who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Personal Property

The equipment securing a franchise loan generally is considered personal property.  The creation and enforcement of liens on personal property generally are governed by the UCC as adopted in the applicable jurisdiction.  To the extent that personal property has been pledged to secure a loan, the security interest is generally perfected by the filing of financing statements and by subsequent filing of continuation statements as required.  If a trustee or servicer fails to file any necessary continuation statement, another creditor’s security interest in the related property could have priority over the security interest of the related trust.

Repossession of personal property is governed by state law and is subject to certain limitations.  Some states require that the borrower be given a period of time prescribed by statute before repossession may commence.

Adjustable Interest Rate Loans

ARMs originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate “alternative mortgage instruments” (including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October  15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Certain states have taken this type of action.

The depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARMs that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

Yield, Prepayment and Maturity Considerations

Payment Delays

With respect to any series, a period of time will elapse between receipt of payments or distributions on the Primary Assets and the Distribution Date on which the payments or distributions are paid to securityholders. This delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The prospectus supplement will set forth an example of the timing of receipts and the distribution of collections to securityholders, so that the impact of this delay can be understood.

Principal Prepayments

With respect to a series for which the Primary Assets consist of Loans, when a Loan prepays in full, the borrower will generally be required to pay interest on the amount of the prepayment only to the prepayment date. In addition, the prepayment may not be required to be paid to securityholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest that would otherwise be available for distributions on the Securities. Therefore, the yield that would be obtained if interest continued to accrue on the Loan until the principal prepayment is paid to securityholders, is effectively reduced. To the extent specified in the prospectus supplement, this effect on yield may be mitigated by, among other things, an adjustment to the Master Servicing Fee or Servicing Fee otherwise payable to the master servicer or servicer, respectively, with respect to prepaid Loans. Further, if the Interest Rate on a class of Securities in a series is based upon a weighted average of the interest rates on the Loans comprising or underlying the Primary Assets, interest on these Securities may be paid or accrued in the future at a rate lower than the initial interest rate, to the extent that Loans bearing higher rates of interest are prepaid more quickly than Loans bearing lower rates of interest. See “Servicing of Loans — Advances and Other Payments, and Limitations Thereon.”

Timing of Reduction of Principal Amount

A Multi-Class Series may provide that, for purposes of calculating interest distributions, the principal amount of the Securities is deemed reduced as of a date prior to the Distribution Date on which principal thereon is actually distributed. Consequently, the amount of interest accrued during any interest accrual period, as specified in the prospectus supplement, will be less than the amount that would have accrued on the actual principal amount of the Securities outstanding. The effect of these provisions is to produce a lower yield on the Securities than would be obtained if interest were to accrue on the Securities on the actual unpaid principal amount of the Securities to each Distribution Date. The prospectus supplement will specify the time at which the principal amounts of the Securities are determined or are deemed reduced for purposes of calculating interest distributions on Securities of a Multi-Class Series.

Interest or Principal Weighted Securities

If a class of Securities consists of Interest Weighted Securities or Principal Weighted Securities, a lower rate of principal prepayments than anticipated will negatively affect yield to investors in Principal Weighted Securities, and a higher rate of principal prepayments than anticipated will negatively affect yield to investors in Interest Weighted Securities. The prospectus supplement will include a table showing the effect of various levels of prepayment on yields on these types of Securities. The tables will illustrate the sensitivity of yields to various prepayment rates and will not purport to predict, or provide information enabling investors to predict, yields or prepayment rates.

Certain Derivative Instruments

In order to protect certain Securities from shortfalls in interest payments, the trust fund may enter into derivative instruments.  The prospectus supplement will specify the terms and conditions of any interest rate swap agreements, interest rate cap contracts, currency swaps, currency options or other yield supplement agreements as well as identifying any derivative counterparty.  Any derivative instruments will provide only temporary, limited protection against upward movements in the applicable Index, and, to the limited extent described in the prospectus supplement, will generally diminish the amount of interest rate or basis risk shortfalls associated with the mismatch between the weighted average interest rate of Loans that have a fixed interest rate and the variable rate Index applicable to the related Securities during the applicable period the related derivative instrument is in effect.  Any such amounts that are received by the Trust Fund may not be sufficient to pay interest shortfalls on the Securities.

In addition, in the case of a swap agreement, any net swap payment payable to the applicable swap counterparty under the terms of such swap agreement may reduce amounts available for payment on the Securities, and may reduce payments of interest on the Securities.  If the rate of prepayments on the Loans is faster than anticipated, the swap notional balance on which payments due under such swap agreement are calculated may exceed the total principal balance of the Loans, thereby increasing the relative proportion of interest collections on the Loans that must be applied to make swap payments to the swap counterparty.  Therefore, the combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on any Securities covered by a swap agreement.  See “Derivatives.”

Final Scheduled Distribution Date

The prospectus supplement will specify the Final Scheduled Distribution Date or Maturity Date for each class of a Multi-Class Series. The Maturity Date for each class of Notes is the date on which the principal of the class of Notes will be fully paid. The Final Scheduled Distribution Date for each class of Certificates is the date on which the entire aggregate principal balance of the class will be reduced to zero. These calculations will be based on the assumptions described in the prospectus supplement. Because prepayments on the Loans underlying or comprising the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual maturity of the class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to the Certificates, as a result of delinquencies, defaults and liquidations of the assets in the trust fund, the actual final distribution date of any Certificate may occur later than its Final Scheduled Distribution Date.

Prepayments and Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of the security will be repaid to the investor. The weighted average life of the Securities of a series will be influenced by the rate at which principal on the Loans comprising or underlying the Primary Assets for the Securities is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes prepayments, in whole or in part, and liquidations due to default).

The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors and the rate of prepayments of loans has fluctuated significantly. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans comprising or underlying the Primary Assets for a series, those Loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those Loans. It should be noted that the Loans comprising or underlying the Primary Assets for a series may have different interest rates, and the stated pass-through or interest rate of certain Primary Assets or the Interest Rate on the Securities may be a number of percentage points less than interest rates on the Loans. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans comprising or underlying the Primary Assets. If any Loans comprising or underlying the Primary Assets for a series have actual terms-to-stated maturity less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more classes of the series may be fully paid prior to their respective stated maturities.

Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model, each as described below.

CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans underlying or comprising the Primary Assets. Thus, it is likely that prepayment of any Loans comprising or underlying the Primary Assets for any series will not conform to any level of CPR or SPA.

The prospectus supplement for each Multi-Class Series will describe the prepayment standard or model used to prepare any illustrative tables setting forth the weighted average life of each class of that series under a given set of prepayment assumptions. The prospectus supplement will also describe the percentage of the initial principal balance of each class of a series that would be outstanding on specified Distribution Dates for the series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the Loans comprising or underlying the related Primary Assets are made at rates corresponding to various percentages of CPR or SPA or at such other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities or prepayment rates of the Loans comprising or underlying the related Primary Assets.

Other Factors Affecting Weighted Average Life

Type of Loan

Mortgage Loans secured by commercial properties may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loan.  ARMs or Bi-Weekly Loans comprising or underlying the Primary Assets may experience a rate of principal prepayments that is different from the principal prepayment rate for ARMs and Bi-Weekly Loans included in any other mortgage pool or from other fixed rate Loans or from other adjustable rate or graduated equity mortgages having different characteristics. There can be no assurance as to the respective rates of prepayment of these Loans in either stable or changing interest rate environments.

In the case of a Negatively Amortizing ARM, if interest rates rise without a simultaneous increase in the related Scheduled Payment, negative amortization may result or Deferred Interest may arise. However, borrowers may pay amounts in addition to their Scheduled Payments in order to avoid negative amortization and to increase tax deductible interest payments.

To the extent that any of Mortgage Loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of the Mortgage Loan and a smaller portion of the Scheduled Payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of the Mortgage Loans will increase.

In a declining interest rate environment, the portion of each Scheduled Payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Mortgage Loan, thereby resulting in accelerated amortization of the ARM. Any such acceleration in amortization of the principal balance of any Negatively Amortizing ARM will shorten the weighted average life of the Mortgage Loan. The application of partial prepayments to reduce the outstanding principal balance of a Negatively Amortizing ARM will tend to reduce the weighted average life of the Mortgage Loan and will adversely affect the yield to holders who purchased their Securities at a premium, if any, and holders of classes of Interest Weighted Securities. The pooling of Negatively Amortizing ARMs having Rate Adjustment Dates in different months, together with different initial Mortgage Rates, Lifetime Mortgage Rate Caps, Minimum Mortgage Rates and stated maturity dates, could result in some Negatively Amortizing ARMs that comprise or underlie the Primary Assets experiencing negative amortization while the amortization of other Negatively Amortizing ARMs may be accelerated.

If the Loans comprising or underlying the Primary Assets for a series include ARMs that permit the borrower to convert to a long-term fixed interest rate loan, the servicer or PMBS Servicer, as applicable, may, if specified in the prospectus supplement, be obligated to repurchase any Loan so converted. Any such conversion and repurchase would reduce the average weighted life of the Securities of the related series.

In the case of Mortgage Loans that do not require the borrowers to make payments of principal or interest until the occurrence of certain maturity events, the Mortgage Loans will generate enough cash to pay interest and principal on the Securities of the related series only if specified maturity events occur with sufficient frequency and relative regularity.  There can be no assurance regarding the rate and timing of the occurrence of maturity events with respect to these Mortgage Loans.

Foreclosures and Payment Plans

The number of foreclosures and the principal amount of the Loans comprising or underlying the Primary Assets that are foreclosed in relation to the number of Loans that are repaid in accordance with their terms will affect the weighted average life of the Loans comprising or underlying the Primary Assets and that of the related series of Securities.  Servicing decisions made with respect to the Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Loans.  In particular, the return to holders of Securities who purchased their Securities at a premium, if any, and the return on a class of Interest Weighted Securities may be adversely affected by servicing policies and decisions relating to foreclosures.

Due on Sale Clauses

Except as otherwise described in the prospectus supplement for a series, the PMBS Servicer of Loans underlying Private Mortgage-Backed Securities and the servicer of Loans constituting the Primary Assets for a series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any “due-on-sale” clause applicable to the related Loan under the circumstances and in the manner it enforces due-on-sale clauses with respect to other similar loans in its portfolio.

Optional Termination

If specified in the prospectus supplement, any designated entity may cause an early termination of the trust fund by repurchasing the remaining Primary Assets in the Trust Fund, or may purchase Securities of certain classes. See “Description of the Securities — Optional Termination.”

Material Federal Income Tax Considerations

The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities.  This discussion has been prepared with the advice of McKee Nelson LLP, Dechert LLP and Heller Ehrman LLP, each as special counsel to the depositor. This discussion is based on authorities currently in effect, all of which are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

This discussion is directed solely to Security Owners that purchase securities at issuance and hold them as “capital assets” within the meaning of Section 1221 of the Code. The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

In addition, this discussion does not address the state, local, foreign or other tax consequences of the purchase, ownership and disposition of securities. We encourage you to consult your own tax advisor in determining the state, local, foreign and other tax consequences of the purchase, ownership and disposition of securities. Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

In this discussion, when we use the term:

·

“Security Owner,” we mean any person holding a beneficial ownership interest in securities;

·

“Code,” we mean the Internal Revenue Code of 1986, as amended;

·

“IRS,” we mean the Internal Revenue Service;

·

“AFR,” we mean the applicable federal rate, which is an average of then prevailing yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

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“Foreign Person,” we mean any person other than a U.S. Person; and

·

“U.S. Person,” we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August  20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

Types of Securities

This discussion addresses the following four types of securities:

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REMIC certificates;

·

exchangeable securities;

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notes issued by a trust, including a trust for which an election to treat such entity as a “real estate investment trust” within the meaning of Section 856(a) of the Code (a “REIT”) has been made;

·

trust certificates issued by trusts for which a REMIC election is not made; and

·

securities that comprise an interest in one of the foregoing and an interest in other property such as a notional principal contract (“Stapled Securities”).

The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities. The discussions under “— Special Tax Attributes,” “— Backup Withholding” and “— Reportable Transactions” below address all types of securities.

REMIC Certificates Generally

With respect to each series of REMIC certificates, McKee Nelson LLP, Dechert LLP or Heller Ehrman LLP (“Company Counsel”) will deliver its opinion that, assuming compliance with all provisions of the related trust agreement and related documents, the related trust will comprise one or more “REMICs” within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be “regular interests” or “residual interests” in a REMIC within the meaning set out in Section 860G(a) of the Code. The prospectus supplement for REMIC certificates will identify the regular interests and residual interest in the REMIC.

A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. In this discussion, we refer to a REMIC certificate representing a regular interest in a REMIC as a “REMIC regular certificate.” REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of securities treated as debt instruments, including REMIC regular certificates, is discussed under “— Taxation of Securities Treated as Debt Instruments” below. You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

In this discussion, we refer to a REMIC certificate representing a residual interest in a REMIC as a “REMIC residual certificate” and the owner of a beneficial interest in a REMIC residual certificate as a “Residual Owner.” The tax treatment of REMIC residual certificates is discussed under “— REMIC Residual Certificates” below.

A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions. In general, a “prohibited transaction” means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects “net income from foreclosure property” to tax at the highest corporate rate. We do not anticipate that any REMIC with respect to which we will offer certificates will engage in any such transactions or receive any such income.

If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described under “— Special Tax Attributes” below. In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity’s income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

Stapled Securities

As provided in the applicable prospectus supplement, a security may represent both: (a) the ownership of a REMIC regular interest, an exchangeable security, a note, a trust certificate, or a partner certificate; and (b) an interest in a notional principal contract.

With respect to a REMIC, for example, this can occur if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In such a case, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an “outside reserve fund”). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

Among other requirements, the holder of a Stapled Security must allocate its purchase price for such security between its components.  See the applicable prospectus supplement for further information.

Exchangeable Securities Generally

Each class of exchangeable securities will represent beneficial ownership of one or more interests in one or more REMIC certificates.  The prospectus supplement will specify whether each class of exchangeable securities represents a proportionate or disproportionate interest in each underlying REMIC certificate.  The exchangeable securities will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code.  The tax treatment of exchangeable securities is discussed under “—Exchangeable Securities”  below.

Issuance of Notes Generally

For each issuance of notes by a trust that does not make a REMIC election, Company Counsel will deliver its opinion that, assuming compliance with the trust agreement and related documents, the notes will constitute debt instruments for federal income tax purposes. Generally, no regulations, published rulings or judicial decisions exist that definitively characterize for federal income tax purposes securities with terms substantially the same as the notes. The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes. The tax treatment of securities treated as debt instruments is discussed under “— Taxation of Securities Treated as Debt Instruments” below. If, contrary to the opinion of Company Counsel, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under “— Taxation of Securities Treated as Debt Instruments.”

With respect to certain trusts that issue notes, an election may be made to treat the trust as a REIT. In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code. The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

Classification of Trust Certificates Generally

With respect to each series of trust certificates for which no REMIC election is made, Company Counsel will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a “Grantor Trust” and to the certificates issued by the trust as “Grantor Trust Certificates”); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as “Partner Certificates”). The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes. The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions. For a discussion of the tax treatment of Grantor Trust Certificates, see “— Grantor Trust Certificates” below, and for a discussion of the tax treatment of Partner Certificates, see “— Partner Certificates” below.

Taxation of Securities Treated as Debt Instruments

When we refer to “Debt Securities” in the discussion that follows, we mean (i) REMIC regular certificates and (ii) notes issued by a trust that does not make a REMIC election. This discussion is based in part on the regulations applicable to original issue discount (the “OID Regulations”) and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities. To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the method described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Prospective investors are encouraged to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount with respect to Debt Securities.

Interest Income and OID

Debt Securities may be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code (“OID”). A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price and such excess is more than a de minimis amount. Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below. A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate (“Qualified Stated Interest”). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood.  Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an “accrual class”), or a class the interest on which is substantially disproportionate to its principal amount (a “super-premium class”).

To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular certificates, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner’s method of tax accounting. If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security’s stated redemption price at maturity. Qualified Stated Interest payable on a REMIC regular certificate must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the “PAC Method”). Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust’s assets.

For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust’s assets. The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust’s assets actually will occur.

Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust’s assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security. It is possible, although not certain, that a Security Owner might be permitted to recognize a loss in such a situation to the extent the Security Owner’s basis in the Debt Security exceeds the maximum amount of payments that it could ever receive with respect to that Debt Security.  However, such a loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Debt Securities that are interest-only classes or super-premium classes, because they can have negative yields if the underlying loans held by the trust prepay more quickly than anticipated.

Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of (i) the total amount of the de minimis OID and (ii) a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the Debt Security.

Variable Rate Securities

Debt Securities may provide for interest based on a variable rate. The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under “— Interest Income and OID” above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security. It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class. OID reportable for any period will be adjusted based on subsequent changes in the applicable Index.

Acquisition Premium

If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an “acquisition premium” as that term is defined in Section 1272(a)(7) of the Code. The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium. Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security. Security Owners should be aware that this fixed fraction method will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security’s stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

Market Discount

If a purchaser acquires a Debt Security at a price that is less than its outstanding principal amount (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a “market discount bond”). If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i) 0.25 percent, (ii) the stated redemption price at maturity of the Debt Security and (iii) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See “— Interest Income and OID” above.

Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we encourage prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

Amortizable Bond Premium

A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under Section 171 of the Code. If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner’s income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

Non-Pro Rata Securities

A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a “non-pro rata security”). In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole. Prospective investors are encouraged to consult their tax advisors as to this treatment.

Election to Treat All Interest as OID

The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a “constant yield election”). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner’s acquisition would apply. If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above. Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.

Treatment of Losses

Security Owners that own REMIC regular certificates, or in the case of Debt Securities for which a REMIC election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust’s assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectability until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code. As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

Although not entirely clear, it appears that: (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security’s partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security’s complete worthlessness. Security Owners are encouraged to consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

Sale or Other Disposition

If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner’s adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner’s cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security’s stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest (but not accrued OID previously included in income) and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

Gain from the sale of a REMIC regular certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner’s income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner’s income.

Foreign Persons

Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered “portfolio interest” and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (ii) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the “withholding agent”) with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) or other appropriate form. If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or other appropriate form provided by the Foreign Person that owns the Debt Security.  If the information shown on Form W-8BEN or other appropriate form changes, a new Form W-8BEN or other appropriate form must be filed. If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

Information Reporting

Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under “— Market Discount” above.

Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

Exchangeable Securities

Exchangeable Securities Representing Proportionate Interests in Two or More REMIC Certificates

The prospectus supplement will specify whether an exchangeable security represents beneficial ownership of a proportionate interest in each REMIC certificate corresponding to that exchangeable security.  Each beneficial owner of such an exchangeable security should account for its ownership interest in each REMIC certificate underlying that exchangeable security as described under “—Types of Securities—REMIC Certificates Generally.”  If a beneficial owner of an exchangeable security acquires an interest in two or more underlying REMIC certificates other than in an exchange described under “Description of the Securities—Exchangeable Securities” in this prospectus, the beneficial owner must allocate its cost to acquire that exchangeable security among the related underlying REMIC certificates in proportion to their relative fair market values at the time of acquisition.  When such a beneficial owner sells the exchangeable security, the owner must allocate the sale proceeds among the underlying REMIC certificates in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies.  Under this rule, if an exchangeable security represents beneficial ownership of two or more REMIC certificates, those REMIC certificates could be treated as a single debt instrument for OID purposes.  In addition, if the two or more REMIC certificates underlying an exchangeable security were aggregated for OID purposes and a beneficial owner of an exchangeable security were to (i) exchange that exchangeable security for multiple exchangeable certificates, each of which relates to a single related underlying REMIC certificate, (ii) sell one of those exchangeable securities and (iii) retain one or more of the remaining related exchangeable securities, the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Section 1286 of the Code.  Under Section 1286 of the Code, a beneficial owner of an exchangeable security that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original exchangeable security between the related underlying REMIC certificates sold and the related REMIC certificates retained in proportion to their relative fair market values as of the date of the stripping transaction.  The beneficial owner then must recognize gain or loss on the exchangeable securities relating to the REMIC certificates sold using its basis allocable to those exchangeable securities.  Also, the beneficial owner then must treat the REMIC certificates underlying the exchangeable securities retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those exchangeable securities.  Accordingly, the beneficial owner must accrue interest and OID with respect to the exchangeable securities retained based on the beneficial owner’s basis in those exchangeable securities.

As a result, when compared to treating each REMIC certificate underlying an exchangeable security as a separate debt instrument, aggregating the REMIC certificates underlying an exchangeable security could affect the timing and character of income recognized by a beneficial owner of an exchangeable security.  Moreover, if Section 1286 were to apply to a beneficial owner of an exchangeable security, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee.  Because it may not be clear whether the aggregation rule in the OID Regulations applies to the exchangeable securities and due to the trustee’s lack of information necessary to report computations that might be required by Section 1286 of the Code, the trustee will treat each REMIC certificate underlying an exchangeable security as a separate debt instrument for information reporting purposes.  Prospective investors should note that, if the two or more REMIC certificates underlying an exchangeable security were aggregated, the timing of accruals of OID applicable to an exchangeable security could be different than that reported to holders and the IRS.  Prospective investors are encouraged to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC certificates underlying the exchangeable securities should be aggregated for OID purposes.

Exchangeable Securities Representing Disproportionate Interests in REMIC Certificates

The prospectus supplement will specify whether an exchangeable security represents beneficial ownership of a disproportionate interest in the REMIC certificate corresponding to that exchangeable security.  The tax consequences to a beneficial owner of an exchangeable security of this type will be determined under Section 1286 of the Code, except as discussed below.  Under Section 1286, a beneficial owner of an exchangeable security will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying REMIC certificates.  If an exchangeable security entitles the holder to payments of principal and interest on an underlying REMIC certificate, the IRS could contend that the exchangeable security should be treated (i) as an interest in the underlying REMIC certificate to the extent that the exchangeable security represents an equal pro rata portion of principal and interest on the underlying REMIC certificate, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments.  For purposes of information reporting, however, each exchangeable security will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

Under Section 1286, each beneficial owner of an exchangeable security must treat the exchangeable security as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it.  The stated redemption price at maturity for an exchangeable security is determined in the same manner as described with respect to REMIC certificates under “—Taxation of Securities Treated as Debt Instruments.”

If the exchangeable security has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income.  Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a REMIC certificate under “—Taxation of Securities Treated as Debt Instruments.”  A beneficial owner, however, determines its yield to maturity based on its purchase price.  For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the exchangeable security is acquired or would be the prepayment assumption for the underlying REMIC certificates.

In light of the application of Section 1286, a beneficial owner of an exchangeable security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption.  The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee.  Accordingly, any information reporting provided by the trustee with respect to the exchangeable securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates.  Prospective investors therefore should be aware that the timing of accruals of OID applicable to an exchangeable security generally will be different than that reported to holders and the IRS.  Prospective investors are encouraged to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of Section 1286 of the Code also apply if (i) a beneficial owner holds exchangeable securities relating to a single REMIC certificate, (ii) the beneficial owner sells some, but not all, of the exchangeable securities, and (iii) the combination of retained exchangeable securities.  As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC certificates between the part of the REMIC certificates underlying the exchangeable securities sold and the part of the REMIC certificates underlying the exchangeable securities retained in proportion to their relative fair market values.  Section 1286 of the Code treats the beneficial owner as purchasing the exchangeable securities retained for the amount of the basis allocated to the retained  exchangeable securities, and the beneficial owner must then accrue any OID with respect to the retained exchangeable securities as described above.  Section 1286 does not apply, however, if a beneficial owner exchanges exchangeable securities for the related exchangeable securities and retains all the exchangeable securities, see “—Treatment of Exchanges” below.

Upon the sale of an exchangeable security, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the exchangeable security.  The owner’s adjusted basis generally is equal to the owner’s cost of the exchangeable security (or portion of the cost of REMIC certificates allocable to the exchangeable security), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium.  If the beneficial owner holds the exchangeable security as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—Taxation of Securities Treated as Debt Instruments.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under “—Treatment of Exchanges” below) a combination of exchangeable securities that may be exchanged for one or more exchangeable certificates providing for payments on principal and interest matching that of the underlying REMIC certificates, the owner should be treated as owning the underlying REMIC certificates, in which case Section 1286 would not apply.  If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each exchangeable security should be treated as a separate debt instrument.  We encourage you to consult your tax advisors regarding the proper treatment of exchangeable securities in this regard.

It is not clear whether exchangeable securities subject to Section 1286 of the Code will be treated as assets described in Section 7701(a)(19)(C) of the Code or as “real estate assets” under Section 856(c)(5)(B) of the Code.  In addition, it is not clear whether the interest or OID derived from such an exchangeable security will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code.  We encourage you to consult your tax advisors regarding the proper treatment of exchangeable securities under these provisions of the Code.

Treatment of Exchanges

If a beneficial owner of one or more exchangeable securities exchanges them for the related exchangeable securities or certificates in the manner described under “Description of the Securities—Exchangeable Securities” in this prospectus, the exchange will not be taxable.  In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related exchangeable securities that it owned immediately prior to the exchange.

REMIC Residual Certificates

If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under “— Basis Rules and Distributions” below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner. The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss. Income derived from a REMIC residual certificate will be “portfolio income” for purposes of Section 469 of the Code governing passive loss limitations.

Taxable Income or Net Loss of the REMIC

Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting. There are, however, certain modifications. First, a deduction is allowed for accruals of interest and OID on the REMIC regular certificates issued by the REMIC. Second, market discount will be included in income as it accrues, based on a constant yield to maturity method. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account. Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees. See, however, “— Pass Through of Certain Expenses” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter. For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

Pass Through of Certain Expenses

A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections  67 and 68 of the Code.  See “— Grantor Trust Certificates — Trust Expenses” below for a discussion of the limitations of Sections  67 and 68 of the Code.  Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC. In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

Excess Inclusions

Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC’s taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate. If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions. The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

For Residual Owners, an excess inclusion may not be offset by deductions, losses or loss carryovers. Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner’s excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner’s excess inclusions for the year. Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

Taxable Income May Exceed Distributions

In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year. The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under “— Excess Inclusions” above. The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC certificates, may have a significant adverse effect upon a Residual Owner’s after-tax rate of return.

Basis Rules and Distributions

A Residual Owner’s adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (i) the daily portions of REMIC net loss taken into account by the Residual Owner and (ii) distributions made by the REMIC to the Residual Owner.

A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner’s adjusted basis in the REMIC residual certificate immediately before the distribution. The distribution will reduce the Residual Owner’s adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the Residual Owner’s adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate. See “— Sales of REMIC Residual Certificates” below.

A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner’s adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate. See “— Sales of REMIC Residual Certificates.”

Sales of REMIC Residual Certificates

If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.  If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

Inducement Fees

The IRS recently issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest (“inducement fees”).  The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States.  The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Certificate.

Disqualified Organizations

If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see “— Taxation of Securities Treated as Debt Instruments — Interest Income and OID,” for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the trust agreement. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The trust agreement for each series of REMIC certificates will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity (1) such holder’s social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a “pass through entity” means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity. Moreover, in the case of any “electing large partnership,” within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income. The exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

Noneconomic REMIC Residual Certificates

A transfer of a “noneconomic” REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust. See “— Taxation of Securities Treated as Debt Instruments — Interest Income and OID,” for a discussion concerning prepayment assumptions.

All transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related trust agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

Treasury regulations contain a safe harbor under which a transfer of a noneconomic residual is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor:

·

the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due;

·

the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the residual interest the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due;

·

the transferee must represent that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer; and

·

either (i) the present value (computed based upon a statutory discount rate) of the anticipated tax liabilities associated with holding the residual interest must be no greater than the present value of the sum of any consideration given to the transferee to acquire the interest, the anticipated distributions on the interest and the anticipated tax savings associated with holding the interest, or (ii) the transferee must be a domestic taxable C corporation that meets certain asset tests and that agrees that any subsequent transfer of the interest will satisfy the same safe harbor provision and be to a domestic taxable C corporation.

Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The final regulations contain additional detail regarding their application, and we encourage you to consult your own tax advisor regarding the application of the safe harbor to a transfer of a REMIC residual certificate before acquiring one.

Restrictions on Transfers of Residual Certificates to Foreign Persons

Transfers to a Foreign Person of REMIC residual certificates that have tax avoidance potential are disregarded for all federal income tax purposes. If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate. The trust agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

Foreign Persons

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Owners may qualify as “portfolio interest,” subject to the conditions described in “— Taxation of Securities Treated as Debt Instruments — Foreign Persons” above, but only to the extent that (i) the mortgage loans were issued after July  18, 1984, and (ii) the trust fund to which the REMIC residual certificate relates consists of obligations issued in “registered form” within the meaning of Section 163 (f)(1) of the Code.  Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form. Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “— Excess Inclusions” above. If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply.  Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates. If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt Securities that have OID.  See “— Restrictions on Transfers of Residual Certificates to Foreign Persons” above concerning the disregard of certain transfers having “tax avoidance potential.” Potential investors who are Foreign Persons are encouraged to consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual certificates.

Administrative Provisions

The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC’s returns. Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The trustee or the securities administrator will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC’s residual interest. If the Code or applicable Treasury regulations do not permit the trustee or the securities administrator to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC’s tax affairs, although other holders of the REMIC residual certificates of the same series would be able to participate in those proceedings in appropriate circumstances.

Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC’s return if the holder owns 100 percent of the REMIC residual certificates for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC’s return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC taxable Income or Net Loss Allocation. Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence.  Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see “— Pass Through of Certain Expenses” above) allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC’s assets meeting the qualified asset tests described under “— Special Tax Attributes — REMIC Certificates” below.

Mark-to-Market Rules

Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

Grantor Trust Certificates

For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust: “Standard Certificates” and “Stripped Certificates.” Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

Classification of Stripped Certificates

There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate. First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped Certificates. Second, if the seller, depositor or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates. Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

Taxation of Stripped Certificates

Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the “Stripped Bond Rules”). Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. A beneficial owner of a Stripped Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments.

Generally, if a taxpayer acquires an interest in “stripped coupons” or “stripped bonds,” the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid. As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument. The tax consequences of holding a debt instrument are discussed generally under “— Taxation of Securities Treated as Debt Instruments” above.

Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments. Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under “— Taxation of Securities Treated as Debt Instruments — Interest Income and OID,” and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under “— Taxation of Securities Treated as Debt Instruments — Information Reporting.” Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt. We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under “— Taxation of Standard Certificates” below. In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner’s recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner’s Stripped Certificate. While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust. Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period. The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under “— Trust Expenses” below, subject to the limitation described therein.

Purchase of More Than One Class of Stripped Certificates

When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Taxation of Standard Certificates

For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust. As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate. Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner’s method of accounting. In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust’s assets. Those losses would be deductible generally only as described under “— Taxation of Securities Treated as Debt Instruments — Treatment of Losses” above.

For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

Trust Expenses

Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust’s expenses, as described above. Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust’s assets and paid directly its share of the servicing and related fees and expenses. Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust. In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor’s adjusted gross income. In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over $139,500 ($69,750 in the case of a married individual filing a separate return) (in each case, the figures shown are for 2003 and will be adjusted for inflation), and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year. As a result of the limitations set forth in Sections  67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates. In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

Sales of Grantor Trust Certificates

If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner’s adjusted tax basis in the Grantor Trust Certificate. Such tax basis will equal the Security Owner’s cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income. See “— Taxation of Securities Treated as Debt Instruments — Sale or Other Disposition.” Any remaining gain or any loss will be capital gain or loss. Capital losses generally may be used only to offset capital gains.

Trust Reporting

Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns. The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

Foreign Persons

The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities. See the discussion of the tax and withholding rules under “— Taxation of Securities Treated as Debt Instruments — Foreign Persons.”

Partner Certificates

If a trust or a portion of a trust is classified as a partnership for federal income tax purposes, the trust or a portion of the trust will not be subject to an entity level federal income tax. In the discussion that follows, we mean the term “trust” to refer either to a trust or to a portion thereof, as the context would indicate.

Pursuant to the terms of the applicable trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates. Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust’s income for the taxable year of the trust that ends with or within the Security Owner’s taxable year. The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

Security Owner’s Distributive Share

The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in Section 703(a)(2) of the Code are not allowed. The trustee will allocate that taxable income among the Partner Certificates. The method of allocation will be described in the applicable prospectus supplement.

A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under “— Grantor Trust Certificates — Trust Expenses” above. Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

Distributions

A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner’s adjusted basis in the Partner Certificate. If the amount of cash distributed exceeds a Security Owner’s basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate. If, upon receipt of a cash distribution in liquidation of a Security Owner’s interest in the trust, the Security Owner’s adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

A Security Owner’s adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution. The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

Sale or Exchange of a Partner Certificate

If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner’s adjusted basis in the Partner Certificate at the time of sale. Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

Section 708 Terminations

Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners. The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners. If the Partner Certificates are Book Entry Certificates, the trust most likely will not be able to monitor whether the termination provisions of Section 708 of the Code apply due to lack of information concerning the transfer of interests in the trust.

Section 754 Election

If a Security Owner were to sell its Partner Certificate at a profit (loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller. The trust’s adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code. To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement. As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a “substantial built-in loss” immediately after a transfer of a partner’s interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect.  This new provision does not apply to a “securitization partnership.”  The applicable prospectus supplement will address whether any partnership in which a Partner Certificate represents an interest will constitute a securitization partnership for this purpose.

Foreign Persons

Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

Information Reporting

Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust. The trust will report each Security Owner’s allocable share of the trust’s items of income and expense to the Security Owner and to the IRS on Schedules K-1. The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates. Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates. In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates. The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year. Brokers and nominees who fail to provide the information may be subject to penalties. However, a clearing agency registered under Section 17A of the Exchange Act is not required to furnish that information statement to the trust.

Administrative Matters

Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment also could result in an audit of a beneficial owner’s returns and adjustments of items not related to the income and losses of the partnership.

Special Tax Attributes

In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

REMIC Certificates

REMIC certificates held by a domestic building and loan association will constitute “regular or residual interests in a REMIC” within the meaning of Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x). If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC certificates in that REMIC will so qualify.

In addition, REMIC certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of “real estate assets,” then the portion of the REMIC certificates that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets. Similarly, income on the REMIC certificates will be treated as “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

REMIC regular certificates also will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMICs within the periods required by the Code.

The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the “SBJPA of 1996”) repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of “qualifying real property loans” in former Section 593(d) of the Code for taxable years beginning after December  31, 1995. The requirements in the SBJPA of 1996 that these institutions must “recapture” a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in “residential loans” under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs (“Tiered REMICs”) for federal income tax purposes. Solely for purposes of determining whether the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

As described above, certain REMIC regular certificates will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement. See “— Types of Securities — REMIC Certificates Generally” above. Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

Non-REMIC Debt Securities

Debt Securities that are not REMIC regular certificates and that are owned by domestic building and loan associations and other thrift institutions will not be considered “loans secured by an interest in real property” or “qualifying real property loans.” Moreover, such Debt Securities owned by a REIT will not be treated as “real estate assets” nor will interest on the Debt Securities be considered “interest on obligations secured by mortgages on real property.” In addition, such Debt Securities will not be “qualified mortgages” for REMICs.

Grantor Trust Certificates

Standard Certificates held by a domestic building and loan association will constitute “loans secured by interests in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates. We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

Partner Certificates

For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the REIT’s capital interest in the issuer.

Backup Withholding

Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax at a rate of up to 31% under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient’s federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

Reportable Transactions

Recent legislation imposes a penalty on a taxpayer that fails to disclose a “reportable transaction.”  The IRS has issued guidance defining the term “reportable transaction” for this purpose.  Although a description of that term is beyond the scope of this summary, a reportable transaction includes a transaction that meets requirements outlined in the IRS guidance and that involves:

·

a sale or exchange of a security resulting in a loss in excess of (i) $10 million in any single year or $20 million in any combination of years in the case of a security held by a corporation or a partnership with only corporate partners or (ii) $2 million in any single year or $4 million in any combination of years in the case of a security held by any other partnership or an S corporation, trust or individual;

·

a significant difference between the U.S. federal income tax reporting for an item from the transaction and its treatment for book purposes (generally under U.S. generally accepted accounting principles); or

·

any other characteristic described by the IRS.

A taxpayer discloses a reportable transaction by filing IRS Form 8886 with its federal income tax return.  The penalty for failing to disclose a reportable transaction is $10,000 in the case of a natural person and $50,000 in any other case.  Prospective investors in the securities are encouraged to consult their own tax advisors concerning any possible disclosure obligations with respect to their ownership or disposition of a security in light of their particular circumstances.

State and Local Tax Considerations

In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

For example, a REMIC or non-REMIC trust may be characterized as a corporation, a partnership or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust. We encourage potential investors to consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code (“Plans”) and on persons who are fiduciaries for those Plans. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Therefore, assets of these plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that are qualified and exempt from taxation under Sections  401(a) and 501(a) of the Code, however, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections  406 and 407 of ERISA and Section 4975 of the Code.

A Plan’s investment in Securities may cause the Primary Assets and other assets included in a related trust fund to be deemed Plan assets. The United States Department of Labor (“DOL”) has issued regulations set forth at 29 C.F.R. Section 2510.3-101 (the “DOL Regulations”) which provide that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “benefit plan investors” (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan’s investment in the entity) is not “significant,” both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be “significant” on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the Securities are treated as equity interests for purposes of the DOL Regulations, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any class of Securities is held by benefit plan investors.

Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the Primary Assets and other assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a “fiduciary” of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Primary Assets and other assets included in a trust fund constitute plan assets, certain activities involved in the operation of the trust fund may constitute or involve prohibited servicing, sales or exchanges of property or extensions of credit transactions under ERISA and the Code.

The Underwriter Exemption

The DOL issued an individual exemption to Lehman Brothers Inc.’s predecessor in interest, Shearson Lehman Hutton Inc. (Prohibited Transaction Exemption (“PTE”) 91-14 et al.; 56 Fed. Reg. 7413 (1991) as most recently amended and restated by PTE 2002-41, 67 Fed. Reg. 54487 (2002)) (the “Exemption”) that generally exempts from the application of the prohibited transaction provisions of Sections  406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Sections  4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase (in both the initial offering and secondary market), sale and holding of Securities underwritten by an underwriter, as defined below, that (1) represent a beneficial ownership interest in the assets of an issuer which is a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in or issued by the issuing entity, provided that certain conditions set forth in the Exemption are satisfied.

For purposes of this Section “ERISA Considerations,” the term “underwriter” will include (a) Lehman Brothers Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of Securities.

Among the general conditions that must be satisfied for exemptive relief under the Exemption are:

(1)

The acquisition of Securities by a Plan must be on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

(2)

The Securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories (four, in a Designated Transaction) by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch Ratings (“Fitch”) (each, a “Rating Agency”);

(3)

In the case of a transaction described in the Exemption as a designated transaction (a “Designated Transaction”), in which the investment pool contains only certain types of assets such as the Primary Assets which are fully secured, the Exemption covers subordinated Securities issued by the trust fund in such transaction which are rated in one of the four highest generic rating categories by a Rating Agency;

(4)

Assets of the type included in a particular trust fund have been included in other investment pools and securities evidencing interests in such other pools have been both (i) rated in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories by a Rating Agency and (ii) been purchased by investors other than Plans for at least one year prior to a Plan’s acquisition of Securities in reliance on the Exemption;

(5)

The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

(6)

The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuing entity must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person’s services under the related Agreement and reimbursement of that person’s reasonable expenses in connection therewith;

(7)

The Plan investing in the Securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act; and

(8)

For certain types of issuers, the documents establishing the issuing entity and governing the transaction must contain provisions intended to protect the assets of the issuing entity from creditors of the depositor.

The rating of a Security may change. If the rating of a Security declines below the lowest permitted rating, the Security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Security when the Security had a permitted rating would not be required by the Exemption to dispose of it). Consequently, only Plan investors that are insurance company general accounts would be permitted to purchase the Securities in such circumstances pursuant to Section I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60.

The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust fund subject to certain conditions. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted trust fund asset if it:

(1)

is an “eligible Swap;”

(2)

is with an “eligible counterparty;”

(3)

is purchased by a “qualified plan investor;”

(4)

meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap;” and

(5)

permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

An “eligible Swap” is one which:

a.  is denominated in U.S. dollars;

b.  pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available Index, with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”);

c.  has a notional amount that does not exceed either: (i) the principal balance of the class of Securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by Primary Assets (“Allowable Notional Amount”);

d.  is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”);

e.  has a final termination date that is either the earlier of the date on which the issuing entity terminates or the related class of Securities are fully repaid; and

f.  does not incorporate any provision that could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the Securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the Securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of Securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Securities and such fiduciary is either:

a.  a “qualified professional asset manager” (“QPAM”) under PTCE 84-14;

b.  an “in-house asset manager” under PTCE 96-23; or

c.  has total assets (both Plan and non-Plan) under management of at least $100  million at the time the Securities are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of Securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the pooling and servicing agreement:

a.  obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

b.  cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Securities with a term of more than one year).

In the event that the servicer fails to meet these obligations, Plan securityholders must be notified in the immediately following periodic report, which is provided to securityholders, but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Securities held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the Securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

a.  obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

b.  cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

c.  terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS Agreement”). If the EYS Agreement has a notional principal amount and/or is written on an ISDA form, the EYS Agreement may only be held as an asset of the trust fund with respect to Securities purchased by Plans if it meets the following conditions:

a.  it is denominated in U.S. dollars;

b.  it pays an Allowable Interest Rate;

c.  it is not Leveraged;

d.  it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

e.  it is entered into between the trust fund and an eligible counterparty; and

f.  it has an Allowable Notional Amount.

The Exemption permits transactions using a Pre-Funding Account whereby a portion of the Primary Assets are transferred to the trust fund within a specified period following the closing date (“DOL Pre-Funding Period”) instead of requiring that all such Primary Assets be either identified or transferred on or before the closing date, provided that the DOL Pre-Funding Period generally ends no later than three months or 90 days after the closing date, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Securities being offered generally does not exceed twenty-five percent (25%) and certain other conditions set forth in the Exemption are satisfied.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections  406(a) and 407(a) of ERISA (as well as the related excise taxes imposed by Section 4975 of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans and the servicing, management and operation of the trust fund. A fiduciary of a Plan contemplating purchasing a Security should make its own determination that the general conditions set forth above will be satisfied for that Security.

The Exemption also may provide an exemption from the restrictions imposed by Sections  406(a) and 407 of ERISA, and the excise taxes imposed by Section 4975 of the Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a “party in interest” with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan’s ownership of Securities.

The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections  406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Section 4975 of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust fund; (2) the Plan’s investment in each class of Securities does not exceed 25% of all of the Securities of that class outstanding at the time of the acquisition; (3) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of Securities in connection with their initial issuance, at least 50% of each class of Securities in which Plans have invested and at least 50% of the aggregate interest in the issuing entity is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan. An “Excluded Plan” is one that is sponsored by a member of the “Restricted Group,” which consists of the trustee, each underwriter, any insurer of the issuing entity, the depositor, each servicer, any obligor with respect to obligations included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuing entity on the date of the initial issuance of Securities, each counterparty in any eligible swap transactions and any affiliate of any such persons.

However, no exemption is provided from the restrictions of Sections  406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

Additional Considerations for Securities which are Notes

Without regard to whether Securities are treated as equity interests for purposes of the DOL Regulations, because any of the depositor, the trustee, any underwriter, the issuing entity or any of their affiliates might be considered or might become Parties in Interest with respect to a Plan, the acquisition or holding of Securities which are considered debt without substantial equity features by or on behalf of that Plan could be considered to give rise to both direct and indirect prohibited transactions within the meaning of ERISA and the Code, unless one or more statutory, regulatory or administrative exemptions are applicable. Included among such exemptions are: the Exemption, PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager,” PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain “in-house” asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided may not necessarily cover all acts that might be construed as prohibited transactions.

Additional Fiduciary Considerations

The depositor, the master servicer, the servicer, the trustee or any underwriter may be the sponsor of, or investment advisor with respect to, one or more Plans. Because these parties may receive certain benefits in connection with the sale of Securities, the purchase of Securities using Plan assets over which any of these parties has investment discretion or management authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Securities should not be purchased using the assets of any Plan if any of the depositor, the master servicer, any servicer, the trustee or any underwriter or any of their affiliates has investment discretion or management authority for those assets, or is an employer maintaining or contributing to the Plan, if such acquisition would constitute a non-exempt prohibited transaction.

Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. The prospectus supplement for a series of Securities may contain additional information regarding the application of an exemption with respect to the Securities offered thereby.

Any Plan fiduciary considering whether to purchase a Security on behalf of a Plan should consult with its counsel regarding the application of the DOL Regulations and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

The sale of Securities to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

Legal Investment Considerations

The prospectus supplement for each series of Securities will specify which, if any, of the classes of Offered Securities will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Classes of Securities that qualify as “mortgage related securities” will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of these entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to “mortgage related securities,” the Securities will constitute legal investments for entities subject to this legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October  4, 1991 deadline.

SMMEA also amended the legal investment authority of federally-chartered depository institution as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. §24 (Seventh), subject in each case to any regulations the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (“NCUA”) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA’s regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), (whether or not the class of Securities under consideration for purchase constitutes a “mortgage related security”).

All depository institutions considering an investment in the Securities (whether or not the class of securities under consideration for purchase constitutes a “mortgage related security” should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators) (the “Policy Statement”), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including “mortgage related securities” that are “high-risk mortgage securities” as defined in the Policy Statement. According to the Policy Statement, “high-risk mortgage securities” include securities such as the Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a “high-risk mortgage security,” and whether the purchase (or retention) of the product would be consistent with the Policy Statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but no limited to, “prudent investor” provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not “interest bearing” or “income paying.”

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor’s assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for these investors.

Accounting Considerations

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of mortgage-backed securities.  Accounting standards, and the application and interpretation of such standards, are subject to change from time to time.  Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the Offered Securities of any series.

Legal Matters

Certain legal matters in connection with the Offered Securities will be passed upon for the depositor and for the Underwriters, and the material federal income tax consequences of the Securities will be passed upon for the depositor, by McKee Nelson LLP, Washington, D.C., by Dechert LLP, New York, New York or by Heller Ehrman LLP, Seattle, Washington, as specified in the prospectus supplement for each series of Securities.

Use of Proceeds

The depositor will apply all or substantially all of the net proceeds from the sale of each series offered hereby and by the prospectus supplement to purchase the Primary Assets, to repay indebtedness that has been incurred to obtain funds to acquire the Primary Assets, to establish the Reserve Funds, if any, for the series and to pay costs of structuring and issuing the Securities.  The expenses incurred by the depositor which are payable from net proceeds will be disclosed under “Underwriters” in the related prospectus supplement.  If specified in the prospectus supplement, Securities may be exchanged by the depositor for Primary Assets. Unless otherwise specified in the prospectus supplement, the Primary Assets for each series of Securities will be acquired by the depositor either directly, or through one or more affiliates that will have acquired the Primary Assets from time to time either in the open market or in privately negotiated transactions.

Plan of Distribution

Each series of Securities offered hereby and by means of the prospectus supplements may be offered through any one or more of the following: Lehman Brothers Inc., an affiliate of the depositor; underwriting syndicates represented by Lehman Brothers Inc.; any originator of Loans underlying a series; or underwriters, agents or dealers selected by the originator (collectively, the “Underwriters”); or any series of Securities or class within a series offered hereby and by means of the prospectus supplements may be included as Private Mortgage-Backed Securities in another series of Securities offered hereby or as underlying securities in another series of asset-backed securities issued by an affiliate of the depositor or Lehman Brothers Inc.  The prospectus supplement with respect to each series of Securities will set forth the terms of the offering of the series of Securities and each class within the series, including the name or names of the Underwriters (if known), the proceeds to the depositor (if any), and including either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or commissions allowed or reallowed to certain dealers, or the method by which the prices at which the Underwriters will sell the Securities will be determined.

The Underwriters may or may not be obligated to purchase all of the Securities of a series described in the prospectus supplement with respect to the series if any Securities are purchased. The Securities may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

As to any series of Securities backed by residential mortgage loan participation interests, the distribution of those Securities will be effected in accordance with Rule 190(a) or 190(c) under the Securities Act.

If so indicated in the prospectus supplement, the depositor will authorize Underwriters or other persons acting as the depositor’s agents to solicit offers by certain institutions to purchase the Securities from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases these institutions must be approved by the depositor. The obligation of any purchaser under the contract will be subject to the condition that the purchase of the offered Securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The Underwriters and any other agents will not have any responsibility in respect of the validity or performance of the contracts.

The depositor may also sell the Securities offered hereby and by means of the prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect the transactions by selling Securities to or through dealers and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of Securities for whom they may act as agents.

The place and time of delivery for each series of Securities offered hereby and by means of the prospectus supplement will be set forth in the prospectus supplement with respect to the series.

In the ordinary course of business, Lehman Brothers Inc. or other Underwriters, or their respective affiliates, may engage in various securities and financing transactions, including loans or repurchase agreements to provide interim financing of mortgage loans pending the sale of the mortgage loans or interests therein, including the Securities.

If any series of Securities includes another series or class of Securities offered hereby as Private Mortgage-Backed Securities, the prospectus supplement for such series will identify the underwriters of those Private Mortgage-Backed Securities as underwriters of such series and will describe the plan of distribution for those Private Mortgage-Backed Securities.  The prospectus for those Private Mortgage-Backed Securities will be delivered simultaneously with the delivery of the prospectus relating to the series in which they are included.

Static Pool Information

Static pool information with respect to the Sponsor’s prior securitized pools, to the extent material, will be available online at an Internet website address specified in the applicable prospectus supplement.  In addition, to the extent material, static pool information with respect to the prior securitized pools, presented by pool, or the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, will be similarly available, if specified in the applicable prospectus supplement.  The static pool information related to a trust fund will include information, to the extent material, relating to:

•

payment delinquencies of the mortgage loans;

•

cumulative losses with respect to the mortgage loans; and

•

prepayments of the mortgage loans,

in each case presented in periodic increments.

In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided.  This information may include, among other things (in each case by pool or vintage year):  the number of securitized mortgage loans or of originated or purchased mortgage loans; the original pool balance for each securitized pool or the total original balance of the originated or purchased mortgage loans; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average and minimum and maximum credit score; the product type(s); the loan purposes; the weighted average Loan-to-Value Ratio; the distribution of mortgage loans by Mortgage Rate; and information regarding the geographic distribution of the mortgage loans.

Static pool information is not deemed part of this prospectus or of the Registration Statement of which the prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established by the depositor or any other party before January 1, 2006, (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006 or (c) in the case of any information regarding the mortgage loans in any trust fund established on or after January 1, 2006, information regarding those mortgage loans for periods before January 1, 2006.

Static pool information made available via an Internet web site in connection with an offering of securities of any series will remain available on that web site for at least five years following commencement of the offering.

Additional Information

The depositor has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Securities.  This prospectus, which forms a part of the Registration Statement, omits certain information contained in the Registration Statement pursuant to the Rules and Regulations of the Commission.  The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549.

Copies of these materials can also be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the Internet at “http://www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Seller has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore these materials should be available by logging onto the Commission’s Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

Incorporation of Certain Documents by Reference

All documents filed by current report on Form 8-K by or on behalf of the trust fund referred to in the accompanying prospectus supplement with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and prior to the termination of any offering of the Securities issued by the trust fund will be incorporated by reference in this prospectus and will be deemed to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained herein (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the Corporate Trust Office of the trustee specified in the accompanying prospectus supplement.

Reports to Securityholders

Periodic and annual reports concerning the related trust fund are required under the Agreements to be forwarded to securityholders. Unless otherwise specified in the prospectus supplement, the reports will not be examined and reported on by an independent public accountant. See “The Agreements — Reports to Securityholders.”

Index of Principal Terms

Defined Term

Page

1986 Act

110

Accretion Directed Securities

33

accrual class

110

Accrual Securities

33

ADA

102

Adjustable Rate Mortgages

43

AFR

107

Aggregate Asset Principal Balance

37

Agreements

81

Allowable Interest Rate

134

Allowable Notional Amount

134

Appraised Value

43

ARMs

43

Asset Conservation Act

98

Asset Group

34

Asset Principal Balance

37

Assistance Loans

41

Aurora

58

Bank

58

bankruptcy bond

78

Bankruptcy Code

73

basis risk shortfalls

34

Beneficial Owner

40

Bi-Weekly Loans

42

Book-Entry Securities

34

Business Day

89

CERCLA

49

Certificates

33

Clearstream

40

CMT

44

Code

107

CODI

45

COFI

45

Collection Account

62

Commercial Mortgage Loans

47

Commission

140

Company Counsel

108

Component Securities

33

Compound Value

36

constant yield election

113

COSI

45

Covered Trust

71

CPR

105

Cut-off Date

40

Debt Securities

110

debt-acceleration

100

Deferred Interest

44

Definitive Securities

34

Deleted Loan

83

Designated Transaction

133

Distribution Account

89

DOL

132

DOL Pre-Funding Period

135

DOL Regulations

132

DTC

40

Due Date

65

EDGAR

140

Eligible Investments

85

Eligible Reserve Fund Investments

86

Environmental Policies

66

ERISA

131

Escrow Accounts

61

EURIBOR

44

Euroclear

40

Exchange Act

140

Excluded Plan

136

Exemption

132

Expense Reserve Fund

91

EYS Agreement

135

Fed Funds Rate

44

Fitch

133

Fixed Rate Securities

33

Floating Rate Securities

33

Foreign Person

107

Garn-St. Germain Act

99

GBP LIBOR

44

GPM Loans

42

Grantor Trust

109

Grantor Trust Certificates

109

hazardous substances

98

Index

44

Insurance Policies

51

Interest Only Securities

33

Interest Rate

34

Interest Weighted Securities

33

IRS

107

ISDA

80

L/C Bank

74

L/C Percentage

74

lease

101

Lehman Brothers

57

Lehman Holdings

57

lessee

101

Leveraged

134

LIBOR

44

LIBORSWAP

44

Lifetime Mortgage Rate Cap

43

Liquidation Proceeds

62

Loans

41

Loan-to-Value Ratio

43

market discount bond

112

Master Servicing Fee

61

Maximum Mortgage Rate Adjustment

44

Minimum Mortgage Rate

43

Minimum Principal Distribution Amount

36

Moody’s

133

Mortgage Certificate Schedule

81

Mortgage Loan Schedule

82

Mortgage Loans

41

Mortgage Rates

42

Mortgaged Property

43

MTA

44

Multi-Class Series

36

National Average Contract Mortgage Rate

45

National Monthly Median COFI

45

NCUA

137

Negatively Amortizing ARMs

44

non-pro rata security

113

Notes

33

Offered Securities

34

OID

110

OID Regulations

110

outside reserve fund

109

PAC Method

111

PACs

33

Parties in Interest

132

Partner Certificates

109

Percentage Interest

35

Planned Amortization Certificates

33

Plans

131

PMBS Agreement

51

PMBS Issuer

51

PMBS Servicer

51

PMBS Trustee

51

Policy Statement

138

Pre-Funding Account

52

Pre-Funding Arrangement

52

Primary Assets

41

Prime Rate

44

Principal Distribution Amount

36

Principal Only Securities

33

Principal Weighted Securities

33

Private Mortgage-Backed Securities

41

PTCE

133

PTE

132

QPAM

134

Qualified Stated Interest

110

Qualifying Substitute Mortgage Loan

83

Rating Agency

36

RCRA

98

REIT

109

REMIC regular certificate

108

REMIC residual certificate

108

REMICs

108

REO Property

92

Residual Owner

108

Restricted Group

136

Retained Interest

41
Revolving Account

53

Revolving Period Arrangement

53

Revolving Primary Assets

53

S&P

133

sale and collection agreement

81

SBJPA of 1996

129

Scheduled Payment

42

Scheduled Securities

33

Securities

33

Securities Act

140

Securities Administration Account

90

Security Owner

107

Seller

82

Senior Securities

36

Servicemembers Civil Relief Act

97

Servicing Account

64

Servicing Agreements

60

Servicing Fee

61

Shared Appreciation Mortgage Loans

42

SIBOR

44

SMMEA

137

SPA

105

Sponsor

57

Standard Certificates

124

Stapled Securities

107

Stripped Bond Rules

124

Stripped Certificates

124

Subordinate Securities

34

Subordinated Amount

72

Subordination Reserve Fund

72

Subsequent Primary Assets

52

Subservicers

60

super-premium class

110

Swap

133

Swap Agreement

133

TACs

33

Targeted Amortization Certificates

33

T-Bill

44

Tiered REMICs

130

Title VIII

102

trust agreement

81

U.S. Person

107

Underwriters

138

withholding agent

114

Annex A
Book-Entry Procedures

General

If provided for in the prospectus supplement, one or more classes of Offered Securities of any series will be issued as Book-Entry Securities.  Beneficial Owners will hold their Book-Entry Securities through DTC in the United States, or, if the Offered Securities are offered for sale globally, through Clearstream or Euroclear in Europe if they are participating organizations (“Participants”) of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

The Clearing Exchanges

The Depository Trust Company.  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

Clearstream Banking Luxembourg.  Clearstream is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants and facilitates the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in accounts of its Participants or between a Clearstream account and a Euroclear account, thereby eliminating the need for physical movement of certificates. For transactions between a Clearstream participant and a participant of another securities settlement system, Clearstream generally adjusts to the settlement rules of the other securities settlement system. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier, “CSSF.” Participants of Clearstream are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant of Clearstream, either directly or indirectly. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

Euroclear Bank S.A./NV.  Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in numerous currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative Corporation”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation. The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

Payments with respect to Securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by its respective depositary (individually the “Relevant Depositary” and collectively, the “European Depositaries”). Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

DTC, Clearstream and Euroclear are under no obligation to perform or continue to perform the foregoing procedures and such procedures may be discontinued at any time.

Beneficial Ownership of Book-Entry Securities

Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate or a Note.  Unless and until Definitive Securities are issued, it is anticipated that the only “securityholder” of the Offered Securities will be Cede & Co., as nominee of DTC. Beneficial Owners will not be “Certificateholders” or “Noteholders” as those terms are used in the related Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream or Euroclear, as applicable.

The Beneficial Owner’s ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Beneficial Owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner’s Financial Intermediary is not a Participant of DTC and on the records of Clearstream or Euroclear, as appropriate).

Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Securities from the trustee through DTC and its Participants. While the Offered Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Securities and is required to receive and transmit distributions of principal of, and interest on, the Offered Securities. Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Securities, except under the limited circumstances described below.  Unless and until Definitive Securities are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Securities only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Securities, by book-entry transfer, through DTC for the account of the purchasers of the Offered Securities, which account is maintained with their respective Participants.  Under the Rules and in accordance with DTC’s normal procedures, transfer of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.  Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

Because of time zone differences, any credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream or Euroclear on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Participant of Clearstream or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.  For information with respect to tax documentation procedures relating to the Securities, see “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments — Foreign Persons,” “— REMIC Residual Certificates — Foreign Persons,” “— Grantor Trust Certificates — Foreign Persons” and “— Partner Certificates — Foreign Persons” in the prospectus and, if the Book-Entry Securities are globally offered (“Global Securities”), see “Global Clearance, Settlement and Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex B to the prospectus.

Transfers between Participants of DTC will occur in accordance with DTC Rules. Transfers between Participants of Clearstream or Euroclear will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.  Participants of Clearstream or Euroclear may not deliver instructions directly to the European Depositaries.

Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC’s normal procedures. Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Securities that it represents.

Under a book-entry format, Beneficial Owners of the Book-Entry Securities may experience some delay in their receipt of payments, because the distributions will be forwarded by the trustee to Cede & Co.  Any distributions on Securities held through Clearstream or Euroclear will be credited to the cash accounts of Participants of Clearstream or Euroclear in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary.  These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  See “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments — Foreign Persons,” “— REMIC Residual Certificates — Administrative Provisions,” “— Grantor Trust Certificates — Trust Reporting” and “— Partner Certificates — Information Reporting” in the prospectus.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Securities, may be limited due to the lack of physical securities for the Book-Entry Securities.  In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical securities.

Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of Beneficial Owners are credited.

Generally, DTC will advise the applicable trustee that unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the related Agreement, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Securities. If the Book-Entry Securities are globally offered, Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the related Agreement, on behalf of a Participant of Clearstream or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Securities that conflict with actions taken with respect to other Offered Securities.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Securities

Securities initially issued in book-entry form will be issued as Definitive Securities to Beneficial Owners or their nominees, rather than to DTC or its nominee only (1) if DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Securities and the depositor is unable to locate a qualified successor or (2) after the occurrence of an event of default as specified in the applicable Agreement, Beneficial Owners of securities representing not less than 50% of the aggregate percentage interests evidenced by a class of securities issued as book-entry securities advise the applicable trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the Beneficial Owners of such class of securities.

Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the Book- Entry Securities, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Securities to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Securities as securityholders under the related Agreement.

Annex B
Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, Global Securities will be available only in book entry form.  Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

Secondary cross market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery against payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading Between Clearstream Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same day funds.

Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)

borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)

borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the U.S. withholding agent) establishing an exemption from withholding.  A holder that is not a United States person may be subject to 30% withholding unless:

I.

the Trustee or the U.S. withholding agent receives a statement —

(a)

from the holder on Internal Revenue Service (IRS) Form W-8BEN (or any successor form) that —

(i)

is signed by the certificateholder under penalties of perjury,

(ii)

certifies that such owner is not a United States person, and

(iii)

provides the name and address of the certificateholder, or

(b)

from a securities clearing organization, a bank or other financial institution that holds customer’s securities in the ordinary course of its trade or business that —

(i)

is signed under penalties of perjury by an authorized representative of the financial institution,

(ii)

states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8BEN (or any successor form),

(iii)

provides the name and address of the certificateholder, and

(iv)

attaches the IRS Form W-8BEN (or any successor form) provided by the certificateholder;

II.

the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

III.

the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

IV.

the holder is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

A holder holding book entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all holders holding book entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

I.

provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

II.

provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III.

is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book entry certificates.

The term “United States” person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.


PROSPECTUS

Subject to Completion, February 23, 2007


Structured Asset Securities Corporation

Depositor
Asset-Backed Certificates
Asset-Backed Notes
(Issuable in Series)

______________________

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Each Issuing Entity:

•

may periodically issue asset-backed pass-through certificates or asset backed notes, in each case in one or more series with one or more classes; and

•

will be established to hold assets transferred to it by Structured Asset Securities Corporation, including:

•

mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, including loans secured by one- to four- family residential properties, manufactured housing, shares in cooperative corporations, commercial properties, multifamily properties, mixed use residential and commercial properties and participation interests in mortgage loans;

•

home improvement installment sales contracts and installment loan agreements which may be unsecured, secured by mortgages primarily on one- to four-family residential properties, or secured by purchase money security interests in the related home improvements;

•

mortgage backed certificates insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae;

•

private mortgage backed certificates; and

•

payments due on those mortgage loans and mortgage backed certificates.

The assets in your issuing entity will be specified in the prospectus supplement for your issuing entity, while the types of assets that may be included in an issuing entity, whether or not included in your issuing entity, are described in greater detail in this prospectus.

The Securities:

•

will be offered for sale pursuant to a prospectus supplement;

•

will evidence beneficial ownership of, or be secured by, the assets in the related issuing entity and will be paid only from the issuing entity assets described in the related prospectus supplement; and

•

may have one or more forms of credit enhancement.

The securityholders will receive distributions of principal and interest that are dependent upon the rate of payments, including prepayments, on the mortgage loans, mortgage backed certificates and other assets in the issuing entity.

The prospectus supplement will state whether the securities are expected to be classified as indebtedness and whether the issuing entity will make a REMIC election for federal income tax purposes.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

LEHMAN BROTHERS

The date of this prospectus is February 23, 2007

Introduction

Each trust fund will periodically issue asset-backed pass-through certificates or asset-backed notes, in each case in one or more series with one or more classes.  The securities will be offered for sale by this prospectus and the related prospectus supplement.  The securities of each series will consist of the offered securities of the series, together with any other asset-backed pass-through certificates or asset-backed notes of the series which are not offered publicly.

Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, a trust fund to be established by Structured Asset Securities Corporation, also known as the depositor.  Each trust fund will consist primarily of one or more pools of the following types of assets:

•

mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, including loans secured by one- to four- family residential properties, manufactured housing, shares in cooperative corporations, commercial properties, multifamily properties, mixed use residential and commercial properties and participation interests in mortgage loans;

•

home improvement installment sales contracts and installment loan agreements which may be unsecured, secured by mortgages primarily on one- to four-family residential properties, or secured by purchase money security interests in the related home improvements;

•

mortgage backed certificates insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae;

•

private mortgage backed certificates; and

•

payments due on those mortgage loans and mortgage backed certificates.

These assets will be acquired by the depositor from one or more affiliated or unaffiliated sellers.  See “The Sponsor,” “The Depositor” and “The Trust Funds.”  The trust fund assets may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivative instruments, and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a trust agreement, pooling and servicing agreement or other agreement or (2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement.  Information regarding the offered securities of a series, and the general characteristics of the trust fund assets, will be set forth in the related prospectus supplement.

Each series of securities will include one or more classes.  Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the trust fund assets in the related trust fund in the manner described in this prospectus under “Description of the Securities” and in the related prospectus supplement.  A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions.  A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

The depositor’s only principal obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement.  Each servicer and the master servicer, if any, for any series of securities will be named in the related prospectus supplement.  The principal obligations of a master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make that advance.  See “Servicing of Loans.”

If specified in the related prospectus supplement, the trust fund for a series of securities may include credit enhancement by means of excess interest, overcollateralization, subordination of one or more classes of securities, loss allocation and limited cross-collateralization features.  In addition, credit enhancement may also be provided by means of any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund, swap agreement or other derivative instrument or any other type of credit enhancement specified in the related prospectus supplement, even if not specified in this prospectus.  See “Credit Support.”

The rate of payment of principal of each class of securities entitled to a portion of principal payments on the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage assets.  A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See “Yield, Prepayment and Maturity Considerations.”

With respect to each series of securities, one or more separate elections may be made to treat the related trust fund or a designated portion thereof as a REMIC for federal income tax purposes.  If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC.  See “Material Federal Income Tax Considerations” in this prospectus.

The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under “Plan of Distribution” in this prospectus and under “Underwriting” in the related prospectus supplement.

There will be no secondary market for the offered securities of any series before the offering thereof.  There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue.  The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement.  See “Risk Factors” in this prospectus and in the related prospectus supplement.


Introduction

2

Risk Factors

6

Description of the Securities

40

General

40

Distributions on the Securities

41

Optional Termination

43

Optional Purchase of Securities

44

Other Purchases

44

Exchangeable Securities

44

Book-Entry Registration

46

The Trust Funds

47

General

47

The Mortgage Loans

49

Home Improvement Loans

56

Commercial, Multifamily and Mixed Use Mortgage Loans

58

Private Mortgage-Backed Securities

61

Ginnie Mae Certificates

64

Fannie Mae Certificates

65

Freddie Mac Certificates

67

Pre-Funding Arrangements

69

Revolving Period Arrangements

69

Collection Account, Securities Administration Account and Distribution Account

70

Other Funds or Accounts

70

Loan Underwriting Procedures and Standards

71

Underwriting Standards

71

Loss Experience

71

Representations and Warranties

72

Substitution of Primary Assets

74

The Sponsor

74

General

74

Securitization Activities of the Sponsor

76

The Depositor

77

Aurora Loan Services LLC

78

General

78

Master Servicing

78

Servicing

79

Servicing of Loans

92

General

92

The Master Servicer

92

The Servicers

93

Collection Procedures; Escrow Accounts

94

Deposits to and Withdrawals from the Collection Account

94

Servicing Accounts

96

Buy-Down Loans, GPM Loans and Other Subsidized Loans

97

Advances and Other Payments, and Limitations Thereon

98

Maintenance of Insurance Policies and Other Servicing Procedures

99

Presentation of Claims; Realization Upon Defaulted Loans

101

Enforcement of Due-On-Sale Clauses

103

Certain Rights Related to Foreclosure

103

Servicing Compensation and Payment of Expenses

103

Evidence as to Compliance

104

Certain Matters Regarding the Master Servicer

104

Credit Support

105

General

105

Subordinate Securities; Subordination Reserve Fund

106

Allocation of Losses

107

Cross-Support Features

108

Overcollateralization

108

Excess Interest

108

Insurance

108

Letter of Credit

109

Financial Guaranty Insurance Policy

109

Reserve Funds

109

Derivative Instruments

110

Description of Mortgage and Other Insurance

110

Mortgage Insurance on the Loans

110

Hazard Insurance on the Loans

116

Bankruptcy Bond

118

Repurchase Bond

118

Derivatives

118

The Agreements

120

Issuance of Securities

120

Assignment of Primary Assets

121

Repurchase and Substitution of Non-Conforming Loans

123

Reports to Securityholders

124

Investment of Funds

126

Event of Default; Rights Upon Event of Default

127

The Trustee

129

Duties of the Trustee

129

Resignation of Trustee

130

Distribution Account

130

The Securities Administrator

130

Duties of the Securities Administrator

130

Resignation of Securities Administrator

131

Securities Administration Account

131

Expense Reserve Fund

132

Amendment of Agreement

132

Voting Rights

132

REMIC Administrator

132

Administration Agreement

133

Periodic Reports

133

Termination

133

Legal Aspects of Loans

134

Mortgages

134

Junior Mortgages; Rights of Senior Mortgages

135

Cooperative Loans

136

Foreclosure on Mortgages

138

Realizing Upon Cooperative Loan Security

139

Rights of Redemption

140

Anti-Deficiency Legislation and Other Limitations on Lenders

140

Servicemembers Civil Relief Act

142

Environmental Considerations

143

Due-on-Sale Clauses in Mortgage Loans

144

Enforceability of Prepayment Charges, Late Payment Fees and Debt-Acceleration Clauses

145

Equitable Limitations on Remedies

145

Applicability of Usury Laws

145

Commercial, Multifamily and Mixed Use Loans

146

Leases and Rents

146

Default Interest and Limitations on Prepayment

147

Secondary Financing; Due-on-Encumbrance Provisions

147

Certain Laws and Regulations

147

Americans with Disabilities Act

148

Personal Property

148

Adjustable Interest Rate Loans

148

Manufactured Home Loans

149

Yield, Prepayment and Maturity Considerations

153

Payment Delays

153

Principal Prepayments

153

Timing of Reduction of Principal Amount

153

Interest or Principal Weighted Securities

153

Certain Derivative Instruments

154

Final Scheduled Distribution Date

154

Prepayments and Weighted Average Life

154

Other Factors Affecting Weighted Average Life

155

Material Federal Income Tax Considerations

157

Types of Securities

158

Taxation of Securities Treated as Debt Instruments

160

Exchangeable Securities

165

REMIC Residual Certificates

168

Grantor Trust Certificates

174

Partner Certificates

177

Special Tax Attributes

179

Backup Withholding

181

Reportable Transactions

181

State and Local Tax Considerations

181

ERISA Considerations

182

General

182

The Underwriter Exemption

182

Additional Considerations for Securities which are Notes

187

Additional Fiduciary Considerations

187

Legal Investment Considerations

187

Accounting Considerations

188

Legal Matters

188

Use of Proceeds

189

Plan of Distribution

189

Static Pool Information

190

Additional Information

190

Incorporation of Certain Documents by Reference

191

Reports to Securityholders

191

Index of Principal Terms

193

Annex A Book-Entry Procedures

A-1

Annex B Global Clearance, Settlement and Tax Documentation Procedures

B-1


Risk Factors


The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered securities.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus supplement.  In addition, you should consider the potential effects on the mortgage loans or on particular classes of offered certificates if several of the risks described below and in the related prospectus supplement occur in combination.

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Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies

If specified in the related prospectus supplement, the mortgage loans may have been originated according to underwriting guidelines that do not comply with Fannie Mae or Freddie Mac guidelines.  These types of mortgage loans are sometimes referred to as “subprime,” “non-prime” or “non-conforming” mortgage loans.  Whereas “prime” loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, subprime loans are typically made to borrowers who are perceived as deficient in either or both of these respects.  The borrowers may have imperfect credit histories, ranging from minor delinquencies to bankruptcy, or relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income.  While lenders consider a borrower’s credit history when determining whether a loan is other than prime, they also consider the mortgage loan characteristics, such as loan-to-value ratio, or attributes of the property that may cause the loan to carry elevated credit risk.

Compared with prime loans, subprime loans typically have higher loan-to-value ratios, reflecting the greater difficulty that subprime borrowers have in making down payments and the propensity of these borrowers to extract equity during refinancing.  Historically, subprime borrowers pay higher rates of interest, go into delinquency more often, and have their properties foreclosed at a higher rate than either prime borrowers or borrowers of mortgage loans originated in accordance with Fannie Mae or Freddie Mac guidelines.  A significant portion of the mortgage loans in the trust fund may have been classified in these relatively low (i.e., relatively higher risk) credit categories.

Rising unemployment, higher interest rates, or a decline in housing prices generally or in certain regions of the United States may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of subprime mortgage loans and other mortgage loans of relatively low credit quality than on mortgage loans originated under stricter guidelines.  We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans.  These risks are magnified with respect to adjustable payment mortgage loans, interest-only mortgage loans, loans with balloon payments and loans which provide for negative amortization.  See “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” for a discussion of risks related to economic conditions generally and adjustable payment mortgage loans.

Consequently, mortgage loans originated according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines may be likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

“Alt-A” Mortgage Loans:  If specified in the related prospectus supplement, the trust fund may include mortgage loans originated according to “Alternative-A” or “Alt-A” underwriting guidelines.  Although Alt-A loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, Alt-A mortgage loans may have some of the characteristics and risks of subprime mortgage loans described above.  In particular, Alt-A mortgage loans (1) are often originated under underwriting guidelines with more limited and reduced documentation requirements, (2) have higher loan-to-value ratios than prime loans, (3) are more likely to be secured by properties not primarily occupied by the related borrower than prime loans and (4) often have prepayment premiums.  You should consider the risks discussed above if the trust fund contains Alt-A mortgage loans.

See “Loan Underwriting Procedures and Standards” in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Aspects of the Mortgage Loan Origination Process May Result in Higher Expected Delinquencies

Various factors in the process of originating the mortgage loans in the trust fund may have the effect of increasing delinquencies and defaults on the mortgage loans.  These factors may include any or all of the following:

Appraisal quality:  During the mortgage loan underwriting process, appraisals are generally obtained on each prospective mortgaged property.  The quality of these appraisals may vary widely in accuracy and consistency.  Because in most cases the appraiser is selected by the mortgage loan broker or lender, the appraiser may feel pressure from that broker or lender to provide an appraisal in the amount necessary to enable the originator to make the loan, whether or not the value of the property justifies such an appraised value.  Inaccurate or inflated appraisals may result in an increase in the number and severity of losses on the mortgage loans.

Stated income underwriting guidelines:  Most underwriting guidelines applied in the origination of mortgage loans have several different levels of documentation requirements applicable to prospective borrowers.  There has recently been an increasing number of mortgage loans originated under “stated income” programs, which permit an applicant to qualify for a mortgage loan based upon monthly income as stated on the mortgage loan application, if the applicant meets certain criteria.  Typically no verification of monthly income is required under stated income programs, which increases the risk that these borrowers have overstated their income and may not have sufficient income to make their monthly mortgage loan payments.  You should consider the risk that a higher number of mortgage loans originated under stated income programs may result in increased delinquencies and defaults on the mortgage loans in the trust fund.

Underwriting guideline exceptions:  Although mortgage originators generally underwrite mortgage loans in accordance with their pre-determined loan underwriting guidelines, from time to time and in the ordinary course of business, originators will make exceptions to these guidelines.  Loans originated with exceptions may result in a higher number of delinquencies and loss severities than loans originated in strict compliance with the designated underwriting guidelines.

Non-owner occupied properties:  Mortgage Loans secured by properties acquired by investors for the purposes of rental income or capital appreciation, or properties acquired as second homes, tend to have higher severities of default than properties that are regularly occupied by the related borrowers.  In a default, real property investors who do not reside in the mortgaged property may be more likely to abandon the related mortgaged property, increasing the severity of the default.

Broker and correspondent origination versus retail origination:  Mortgage loans that have been originated on behalf of the originators by unaffiliated brokers or correspondents rather than directly by the originators themselves may experience a higher rate of delinquencies and defaults.  In particular, a substantial number of subprime mortgage loans are originated by brokers rather than directly by the related originators.

Fraud:  Fraud committed in the origination process may increase delinquencies and defaults on the mortgage loans.  For example, a borrower may present fraudulent documentation to a lender during the mortgage loan underwriting process, which may enable the borrower to qualify for a higher balance or lower interest rate mortgage loan than the borrower would otherwise qualify for.  In addition, increasingly frequent incidences of identity theft involving borrowers, particularly in the case of mortgage loans originated by brokers and under streamlined origination programs, may result in an increased number of fraudulent mortgage loans that are not secured by a mortgaged property.  To the extent that the trust fund includes any mortgage loans originated electronically over the Internet, these originations are more likely to be fraudulent.  You should consider the potential effect of fraud by borrowers, brokers and other third parties on the yield on your securities.

Self-employed borrowers:  Self-employed borrowers may be more likely to default on their mortgage loans than salaried or commissioned borrowers and generally have less predictable income.  In addition, many self-employed borrowers are small business owners who may be personally liable for their business debt.  Consequently, you should consider that a higher number of self-employed borrowers may result in increased defaults on the mortgage loans in the trust fund.

First time borrowers:  First time borrowers often have shorter credit histories, are more highly leveraged and have less experience with undertaking mortgage debt and maintaining a mortgaged property than other borrowers.  The presence of loans with first time buyers in the mortgage pool may increase the number of defaults on the mortgage loans.

Although the aspects of the mortgage loan origination process described above may be indicative of the performance of the mortgage loans, information regarding these factors may not be available for the mortgage loans in the trust fund, unless specified in the prospectus supplement.

See “Loan Underwriting Procedures and Standards” in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types

Recently, an increasingly large proportion of mortgage loans originated in the United States have been adjustable payment mortgage loans, including loans that have interest-only or negative amortization features.  Mortgage loans that are referred to generally as adjustable payment or adjustable rate mortgage loans may include any of the following types of loans:

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mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment typically occurring six months after origination of the related mortgage loan and adjustments occurring every six months thereafter; these loans may or may not have a low introductory interest rate;

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“hybrid” mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note, and thereafter adjusts periodically based on the related index;

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“interest-only” mortgage loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate;

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“negative amortization” mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

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“option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the loan).

If specified in the related prospectus supplement, the trust fund may include significant concentrations of these types of adjustable payment mortgage loans, which present special default and prepayment risks.

The primary attraction to borrowers of these adjustable payment mortgage loan products is that initial monthly mortgage loan payments can be significantly lower than fixed rate or level pay mortgage loans under which the borrower pays both principal and interest at an interest rate fixed for the life of the mortgage loan.  As a result, many borrowers are able to incur substantially greater mortgage debt using one of these adjustable payment mortgage loan products than if they used a standard amortizing fixed rate mortgage loan.

In addition, a substantial number of these adjustable payment mortgage loans have been originated in regions of the United States that have seen substantial real estate price appreciation over the past few years, such as California and major metropolitan areas in other states.  Many borrowers in these markets have used adjustable payment mortgage loan products to purchase properties that are comparatively larger or more expensive than they would otherwise have purchased with a fixed rate mortgage loan with relatively higher monthly payments.  These borrowers may have taken out these mortgage loan products in the expectation that either (1) their income will rise by the time their fixed rate period or interest-only period expires, thus enabling them to make the higher monthly payments, or (2) in an appreciating real estate market, they will be able to sell their property for a higher price or will be able to refinance the mortgage loan before the expiration of the fixed rate or interest-only period.

Borrowers with adjustable payment mortgage loans will likely be exposed to increased monthly payments (1) when the mortgage interest rate adjusts upward from a low introductory rate to the rate computed in accordance with the applicable index and margin, (2) if interest rates rise significantly, (3) in the case of interest-only mortgage loans, from the large increases in monthly payments when the interest-only terms expire and the monthly payments on these loans are recalculated to amortize the outstanding principal balance over the remaining term or (4) in the case of loans with negative amortization features, from the large increases in monthly payments when the payments are recalculated to amortize the outstanding principal balance.

When evaluating a mortgage loan application from a prospective borrower for an adjustable payment or interest-only mortgage loan, many mortgage originators determine the amount of loan that borrower can afford based on the borrower’s initial scheduled monthly payments, or the scheduled monthly payments on the first mortgage interest rate reset date, rather than based on the adjusted monthly payments as of future mortgage interest reset dates (in the case of adjustable rate mortgage loans) or the principal amortization date (in the case of interest-only mortgage loans).  Unless otherwise specified in the related prospectus supplement, mortgage loan characteristics and debt-to-income ratios set forth in the prospectus supplement will reflect the scheduled mortgage loan payments due or being made as of the “cut-off date,” and will not reflect the mortgage loan payment resets that will occur during the life of the mortgage loan.  These origination practices may increase the sensitivity of mortgage loan performance and defaults to changes in U.S. economic conditions.

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As the fixed interest rates on hybrid mortgage loans expire and convert to adjustable rates, borrowers may find that the new minimum monthly payments are considerably higher, and they may not be able to make those payments.  Furthermore, in recent years, mortgage interest rates have been at historically low levels.  Although short-term interest rates have increased from their lowest levels, long-term interest rates have remained low.  If mortgage interest rates rise, borrowers will experience increased monthly payments on their adjustable rate mortgage loans.

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In addition, without regard to changes in interest rates, the monthly payments on mortgage loans with interest-only or negative amortization features will increase substantially when the principal must be repaid.

Any of these factors, or a combination of these factors, could cause mortgage loan defaults to increase substantially.

Borrowers who intend to avoid increased monthly payments by refinancing their mortgage loans may find that lenders may not in the future be willing or able to offer these adjustable payment mortgage loan products, or to offer these products at relatively low interest rates.  A decline in real estate prices generally or in certain regions of the United States could also leave borrowers with insufficient equity in their property to permit them to refinance.  In addition, if the recent rapid increase in real estate prices ceases or real estate prices decline, borrowers who intend to sell their properties on or before the expiration of the fixed rate periods or interest-only periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans, especially in the case of negative amortization mortgage loans.  These events could cause borrowers to default on their mortgage loans.

Rising unemployment and slow wage growth in certain regions of the United States or generally could also impact the ability of many borrowers with adjustable payment mortgage loans to make the higher monthly payments resulting from the expiration of fixed rate periods or interest-only periods, or from increases in interest rates.  If borrowers become unemployed in a slowing economy, or if they find that expected increases in personal income have not occurred, they may be unable to make the higher monthly mortgage payments.

It is likely that borrowers with adjustable payment mortgage loans will over the next several years be required to spend a larger proportion of their income to service their mortgage debt.  This increase could, in the absence of strong wage growth, come at the expense of other expenditures by these borrowers, particularly consumer spending.  It is possible that a decline in consumer spending could cause the U.S. economy to slow or decline, which could give rise to increased unemployment and falling property values.  These factors would negatively impact the ability of many borrowers to meet their increased monthly mortgage payments as described above.  As a consequence, defaults on adjustable payment mortgage loans may increase significantly.

Any of the factors described above, alone or in combination, could adversely affect the yield on your securities.  Depending upon the type of security purchased  and the price paid, the adverse yield effect could be substantial.

These risks are magnified with respect to mortgage loans made on the basis of relatively low credit standards.  See “—Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” for a discussion of risks related to mortgage loans that are sometimes referred to as “subprime,” “non-conforming” or “alt-A,” or are otherwise originated in accordance with credit standards that do not conform to those of Fannie Mae or Freddie Mac.

Several types of adjustable payment mortgage loans discussed above, in particular “option ARMs” and interest-only mortgage loans, have only been originated in any significant numbers in relatively recent years.  Consequently, there is no material statistical information showing payment and default trends under a variety of macroeconomic conditions.  In particular, it is unclear how these mortgage loan products will perform in a declining housing market or under other negative macroeconomic conditions.

See “—Risks Related to Mortgage Loans with Interest-Only Payments” and “—Risks Related to Mortgage Loans that Provide for Negative Amortization” for further discussion of mortgage loans with interest-only or negative amortization features, respectively.

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Prepayment Premiums May Affect a Borrowers Ability to Sell a Mortgaged Property or Refinance a Mortgage Loan, and May Affect the Yields on Your Securities

Many mortgage loans, particularly adjustable rate mortgage loans, negative amortization mortgage loans and subprime mortgage loans, require the payment of a prepayment premium in connection with voluntary prepayments of the mortgage loan made during the period specified in the related mortgage note.  These prepayment premiums may discourage borrowers from refinancing their mortgage loans, and in many cases, may discourage borrowers from selling the related mortgage property, during the applicable period.  Borrowers who wish to refinance their properties to take advantage of lower interest rates, or who want to sell their mortgaged property, may not be able to afford the prepayment premium and may be more likely to default.  You should consider the effect of these prepayment premiums on borrowers and the resulting effect on the yields of your securities.

The Subprime Mortgage Loan Market has Experienced Increasing Levels of Delinquencies and Defaults; the Rate of Defaults May Be Higher Where Other Risk Factors Are Present

In recent months, the rate of payment delinquencies and defaults by borrowers under subprime mortgage loans has increased significantly.  Delinquencies and defaults may continue at these relatively high rates for some period of time, or may increase further.  You should consider the heightened risk associated with purchasing offered certificates backed by pools of subprime mortgage loans, and that your investment in those certificates may perform worse than you anticipate.

See “Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May have Higher Expected Delinquencies” above.

This risk is compounded if subprime borrowers have financed their properties with adjustable rate mortgage loans or other alternative mortgage loan products that in many cases have allowed them to purchase properties that they might otherwise have been unable to afford.  As described under “Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” above, many of these products feature relatively low monthly payments during an initial period that increase (in some cases significantly) over the loan term.

In addition, as discussed under “Prepayment Premiums May Affect a Borrowers Ability to Sell a Mortgaged Property or Refinance a Mortgage Loan, and May Affect the Yields on Your Securities” above, many subprime loans also include prepayment premiums, which may have the effect of preventing a borrower from selling the related mortgage property or refinancing into a more affordable mortgage loan.

In addition, a borrower whose property has declined in value since origination of the mortgage loan may be left with insufficient equity in the property, and may be unable to afford to refinance.
Where two or more of these factors are combined, the rate of delinquencies and defaults in a pool of mortgage loans may be significantly higher than anticipated.
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Information Regarding Historical Performance of Mortgage Loans May Not Be Indicative of the Performance of the Loans in the Trust Fund

A variety of factors may affect the performance of any pool of mortgage loans during any particular period of time.  In addition, differing loan characteristics or external factors may cause the performance of the mortgage loans included in the trust fund to differ from the performance of other loans of a similar type.  When examining data regarding the historical performance of pools of mortgage loans, prospective investors should consider, among other things:

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differences in loan type;

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the relative seasoning of the pools;

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differences in interest rates, credit quality and any of various other material pool characteristics, both at formation of a pool and over time;

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the extent to which the loans in a pool have prepayment premiums;

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whether the loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and

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whether the loans were serviced by different servicers.

In particular, prospective investors should consider that, both in the case of comparable pools of mortgage loans and of the mortgage loans in the trust fund, historical loan performance during a period of rising real estate values may differ significantly from the future performance of similar loans during a period of stable or declining real estate values.

Risks Related to Mortgage Loans with Interest-Only Payments

If specified in the related prospectus supplement, some of the mortgage loans to be included in the trust fund may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period following origination specified in the related prospectus supplement.  Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate.

If applicable, the presence of these mortgage loans in the trust fund will, absent other considerations, result in longer weighted average lives of the related securities than would have been the case had these loans not been included in the trust fund.  In addition, borrowers may view the absence of any obligation to make a payment of principal during the interest-only period following origination specified in the related prospectus supplement as a disincentive to prepayment.  Conversely, however, borrowers may be more likely to refinance their mortgage loans when the related interest-only period expires, resulting in increased prepayments.

After a borrower’s monthly payment has been increased to include principal amortization, and assuming the borrower does not refinance the related mortgage loan, delinquency or default may be more likely.

See also “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” for a discussion of risks related to interest-only mortgage loans and economic conditions.

Risks Related to Mortgage Loans that Provide for Negative Amortization

If specified in the related prospectus supplement, the trust fund may include mortgage loans that provide for so-called “negative amortization.”  Negative amortization mortgage loans generally provide the borrower with a low initial introductory interest rate.  Thereafter, the mortgage interest rate is calculated at the index specified in the related mortgage note plus the applicable margin.  However, the borrower is only required to make (or may elect to make) for the period specified in the related mortgage note a minimum monthly payment on the mortgage loan that may be sufficient to amortize the principal balance of the mortgage loan over the remaining term but not to pay all accrued interest, or may be insufficient to pay accrued interest and not amortize the principal balance at all.

At the end of this initial period, and periodically thereafter, the borrower’s minimum monthly payment is adjusted to reflect the prevailing interest rate, consisting of the current applicable index plus the applicable margin, plus a principal amount sufficient to amortize the mortgage loan over the remaining applicable term.  Typically, the borrower’s monthly payment will not be increased or decreased by more than a periodic cap and is subject to a maximum interest rate, as specified in the related mortgage note.  Nevertheless, although each year’s recalculated monthly payment will be based on the prevailing rate of the applicable index at the time of the annual payment adjustment date, this index may continue to adjust up or down throughout the course of the year.

During a period of rising interest rates, as well as before the annual adjustment to the minimum monthly payment made by the borrower, the amount of interest accruing on the principal balance of the related mortgage loan may exceed the amount of the scheduled monthly payment.  As a result, a portion of the accrued interest on the related mortgage loan may become deferred interest that will be added to its principal balance and will also bear interest at the applicable interest rate.

In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is generally limited and may not be sufficient to amortize fully the unpaid principal balance of a negative amortization mortgage loan over its remaining term to maturity.

Generally, under the circumstances and at the intervals provided in the related mortgage note, the monthly payment due on a negative amortization mortgage loan will be “recast” without regard to the related payment cap in order to provide for payment of the outstanding balance of the mortgage loan over its remaining term.

In summary, then, as interest rates increase (or, in some cases, even if market interest rates remain stable), the principal balance of a negative amortization mortgage loan will increase over time, thereby increasing the monthly payments to be paid by the borrower when principal must be repaid, making refinancing more difficult and increasing the potential adverse effect of macroeconomic trends.  See “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” above.

In addition, any deferral of interest on negative amortization mortgage loans will result in a reduction of the amount of interest available to be distributed as interest to the securities.  If specified in the related prospectus supplement, the reduction in interest collections may be offset, in part, by applying certain prepayments received on the mortgage loans to interest payments on the securities.  In that case, the excess of any deferred interest on the mortgage loans over the prepayments received on the mortgage loans, or net deferred interest, will be allocated among the classes of securities in an amount equal to the excess of the interest accrued on each such class at its applicable interest rate over the amount of interest that would have accrued if the applicable interest rate for each class had been equal to a rate adjusted for net deferred interest on the related mortgage loans, as described in the related prospectus supplement.  Any such allocation of net deferred interest could, as a result, affect the weighted average maturity of the affected class of securities.

Early or Multiple Payment Defaults May Be Indicative of Higher Rates of Delinquencies and Losses in the Future

As specified in the related prospectus supplement, a certain number of mortgage loans included in the trust fund may be delinquent as of the applicable cut-off date or may have been delinquent in payment in the last twelve months on one or more due dates.

Prior delinquencies and, in particular, first or early payment defaults, may be an indication of underwriting errors in assessing the financial means and/or credit history of the borrower or of an adverse change in the financial status of the borrower.  These mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more favorable payment histories.

Mortgage Loans with High Original Loan-to-Value Ratios May Present a Greater Risk of Loss

As specified in the related prospectus supplement, some of the mortgage loans included in the trust fund may have original loan-to-value ratios of greater than 80%.  Mortgage loans with high loan-to-value ratios, particularly those in excess of 100%, may be more likely to experience default and foreclosure than mortgage loans with low original loan-to-value ratios.

Moreover, mortgage loans with high original loan-to-value ratios are more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios.  If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, none of the servicers or the master servicer will be required to advance funds in respect of relieved amounts, and any related loss may reduce the amount available to be paid to securityholders.  In such event, holders of subordinate classes of securities may suffer losses.

Special Default Risk of Second Lien Mortgage Loans

If the related prospectus supplement specifies that the trust fund includes mortgage loans that are secured by second liens on the related mortgaged properties, these second lien mortgage loans will be subordinate to the rights of the mortgagee under the related first mortgages.  Generally, the holder of a second lien mortgage loan will be subject to a loss of its mortgage if the holder of the first mortgage is successful in foreclosure of its mortgage, because no second liens or encumbrances survive such a foreclosure.  In addition, due to the priority of the first mortgage, the holder of the second lien mortgage may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property.  Furthermore, any liquidation, insurance or condemnation proceeds received on the second lien mortgage will be available to satisfy the outstanding balance of the mortgage loan only to the extent that the claim of the related first mortgage has been satisfied in full, including any foreclosure costs.  Accordingly, if liquidation proceeds are insufficient to satisfy the mortgage loan secured by the second lien and all prior liens in the aggregate, and if the credit enhancement provided by any excess interest and overcollateralization (if applicable) has been exhausted or is otherwise unavailable to cover the loss, securityholders will bear the risk of delay in payments while any deficiency judgment against the borrower is sought and the risk of loss if the deficiency judgment is not pursued, cannot be obtained or is not realized for any other reason.

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Risks Related to Simultaneous Second Liens and Other Borrower Debt

At the time of origination of any first lien mortgage loans in the trust fund, the originators or other lenders may also have made second lien loans to the same borrowers that will not be included in the trust fund.  In addition, other borrowers whose first lien loans are included in the trust fund may have obtained secondary mortgage financing following origination of the first lien loans.  In addition, borrowers may increase their aggregate indebtedness substantially by assuming consumer debt of various types.  Consequently, investors should consider that borrowers who have less equity in their properties, or who have substantial mortgage and consumer indebtedness, may be more likely to default and may be more likely to submit to foreclosure proceedings.

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In addition, the nature of any second lien may influence the prepayment characteristics of the first lien included in the trust fund.  Borrowers may be more likely to refinance and prepay the first lien when any secondary mortgage financing becomes due in full, and consequently investors should be aware that the rate of prepayment of the first lien mortgage loans in the trust fund may be affected by any associated second lien loans.

Geographic Concentration of Mortgage Loans

The mortgage loans to be included in the trust fund may be concentrated in one or more states, as specified in the related prospectus supplement.  The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions will have a disproportionate impact on the mortgage loans in general:

• Weak economic conditions in those states, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

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Declines in the real estate market in those states may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios of the related mortgage loans.

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Properties in California, Florida and the Gulf of Mexico coast, in particular, may be more susceptible than properties located in other parts of the country to certain types of uninsurable hazards, such as hurricanes, as well as earthquakes, floods, wildfires, mudslides and other natural disasters.

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Predatory lending laws or other laws which tend to restrict the availability of credit in certain cities, counties or states may limit a borrower’s refinancing options and increase the chances of default and foreclosure.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans.

For additional information regarding the geographic concentration of the mortgage loans to be included in the trust fund, see the geographic distribution table or tables in the prospectus supplement.
Balloon Loans

If specified in the related prospectus supplement, the mortgage loans to be included in the trust fund may include balloon loans.  Balloon loans pose a special payment risk because the borrower must pay a large lump sum payment of principal at the end of the loan term.  If the borrower is unable to pay the lump sum or refinance such amount, you may suffer a loss if the collateral for the loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

Default Risk on High Balance Mortgage Loans

If specified in the related prospectus supplement, a certain percentage of the mortgage loans included in the trust fund may have a principal balance as of the cut-off date in excess of $1,000,000.  You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the trust fund as a whole.

Special Risks Associated with Multifamily, Mixed Use and Commercial Mortgage Loans

If specified in the related prospectus supplement, mortgage loans in the trust fund may be secured by liens on multifamily properties, mixed residential/commercial properties and fee simple and/or leasehold interests in various types of commercial property.  Commercial loans, mixed use loans and multifamily loans may have a greater likelihood of delinquency and foreclosure, and therefore a greater likelihood of loss, than mortgage loans secured by single-family residential properties.  The ability of a borrower to repay a single-family loan typically depends primarily on the borrower’s household income rather than on the capacity of the property to produce income, and (other than in geographic areas where employment is dependent upon a particular employer or industry) the borrower’s income tends not to reflect directly the value of their property.  A decline in the income of a borrower on a loan secured by a single family property may therefore adversely affect the performance of the loan, but may not affect the liquidation value of that property.  In contrast, the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily on the successful operation and management of that property rather than on any independent income or assets of the borrower and thus, in general, the value of the income-producing property also is directly related to the net operating income derived from that property.  In some cases, the borrower may have no material assets other than the mortgaged property.  Consequently, if the net operating income of the property is reduced (for example, if rental or occupancy rates decline, competition increases or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired, and the liquidation value of the related property also may be adversely affected.  In addition, in some cases the loans will have been made on a nonrecourse basis, so that in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

There are various risks associated with multifamily, commercial and mixed use loans.  In general, factors such as location, changing demographics or traffic patterns, increases in operating expenses, competitive factors and economic conditions generally, may affect the value of a commercial or mixed use property.  Factors such as the management skill, experience and financial resources of the operator (which may be other than the borrower), national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due.  Hospitals, nursing homes and other health care properties may receive a substantial portion of their revenues from government programs, which are subject to statutory and regulatory changes and funding limitations.  In addition, you should consider the following risks:

Multifamily Loans.  The performance of a multifamily loan and the value of the related mortgaged property may be affected by factors such as local and regional economic conditions, the physical condition of the property, the types of services and amenities provided, the tenant population (for example, predominantly students or elderly persons, or workers in a particular industry), availability of alternative rental properties, changes in the surrounding neighborhood, management, the level of mortgage interest rates, dependence upon government rent subsidies, any applicable rent control laws and state and local regulations.

Commercial Loans Secured by Retail Properties.  The performance of a commercial loan secured by one or more retail properties and the value of the related mortgaged property may be affected by factors such as the quality and success of a retail property’s tenants, the closing of a major store in the shopping center where the related property is located, changes in consumer preferences, declines in consumer spending, competition from local merchants and from catalog and internet retailers and product obsolescence.

Commercial Loans Secured by Office Properties.  The performance of a commercial loan secured by one or more office properties and the value of the related mortgaged property may be affected by factors such as the quality and nature of tenants, tenant concentration (for example, predominantly high tech firms, law firms, government agencies, etc.), the physical condition of the property, the types of services and amenities provided, changes in the surrounding neighborhood, management, and the availability of alternative office space.

Commercial Loans Secured by Industrial Properties.  The performance of a commercial loan secured by one or more industrial properties and the value of the related mortgaged property may be affected by factors such as the design and adaptability of the building, success or failure of the business of the tenant, which is frequently the sole tenant of the property, the availability of alternative space, and the quality of the local and regional transportation system.

The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to commercial and mixed use loans than with respect to residential mortgage loans.  See “— Environmental Risks” below.

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Combination or “Layering” of Multiple Risk Factors May Significantly Increase Your Risk of Loss

Although the various risks discussed in this prospectus and the accompanying prospectus supplement are generally described separately, prospective investors in any class of securities should consider the potential effects on those securities of the interplay of multiple risk factors.  Where more than one significant risk factor is present, the risk of loss to an investor may be significantly increased.

For example, a particular mortgage loan pool may include loans that not only have relatively high loan-to-value ratios but also provide for negative amortization, or were originated concurrently with second lien loans not included in the trust fund.  Many of these loans may also have been originated in regions that are experiencing real estate price depreciation.  An investor in subordinated securities may be particularly exposed to such a potential combination of risks.

There are many other circumstances in which layering of multiple risks with respect to an asset pool and the related securities may magnify the effect of those risks.  In considering the potential effects of layered risks, prospective investors should carefully review the descriptions of the pooled assets and the securities offered in the accompanying prospectus supplement.

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Credit Scoring Models May Not Provide an Accurate Risk Assessment of Borrowers

Credit scoring models are intended to provide a means for evaluating information about a prospective borrower.  Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.  A credit score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization.  Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.  However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender.  A borrower with a higher credit score is statistically expected to be less likely to default in payment than a borrower with a lower credit score.

In addition, credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan.  Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history.  Therefore, a credit score does not take into consideration differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, such as the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio.  We cannot assure you that the credit scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any borrower’s credit score would not be lower if obtained as of the date of the related prospectus supplement.

Environmental Risks

Real property pledged as security for a mortgage loan may be subject to certain environmental risks.  Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup.  In several states, such a lien has priority over the lien of an existing mortgage against the related property.  In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), a lender may be liable, as an “owner” or “operator,” for the costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner.  A lender also risks such liability on foreclosure of the mortgage.  Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower.  In addition, some environmental laws impose liability for releases of asbestos into the air.  Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos.

Mortgage Loan Interest Rates May Limit Interest Rates on the Variable Rate Securities

The securities generally will have either fixed or variable interest rates.  However, as specified in the related prospectus supplement, the interest rates on your securities may be subject to certain limitations, generally based on the weighted average interest rates of the mortgage loans in the trust fund or as otherwise described in the related prospectus supplement, net of certain allocable fees and expenses of the trust fund and any payments owed on derivative instruments.  The mortgage loans to be included in the trust fund will have interest rates that either are fixed or adjust based on a variable index, as described in the related prospectus supplement.

Any adjustable rate mortgage loans in the trust fund may also have periodic maximum and minimum limitations on adjustments to their interest rates, and may have the first adjustment to their interest rates a number of years after their first payment dates.  In addition, adjustable rate mortgage loans generally have lifetime maximum interest rates.  As a result, your variable rate securities may accrue less interest than they would accrue if their interest rates were solely based on the specified index plus the specified margin.

A variety of factors could limit the interest rates and adversely affect the yields to maturity on the variable rate securities. Some of these factors are described below.

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The interest rates for your securities may adjust monthly based on the one-month LIBOR index or another index, while the interest rates on the mortgage loans to be included in the trust fund may either adjust less frequently, adjust based on a different index or not adjust at all.  Consequently, the limits on the interest rates on these securities may prevent increases in the interest rates for extended periods in a rising interest rate environment.

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The interest rates on adjustable rate mortgage loans may respond to economic and market factors that differ from those that affect the one-month LIBOR index or the index applicable to your variable rate securities.  It is possible that the interest rates on any adjustable rate mortgage loans may decline while the interest rates on the related securities are stable or rising.  It is also possible that the interest rates on any adjustable rate mortgage loans and the interest rates on the related securities may both decline or increase during the same period, but that the interest rates on your securities may decline or may increase more slowly or rapidly.

•

To the extent that fixed rate or adjustable rate mortgage loans are subject to default or prepayment, the interest rates on the related securities may be reduced as a result of the net funds cap limitations described in the related prospectus supplement.

See “Yield, Prepayment and Maturity Considerations” in this prospectus and see the prospectus supplement for a description of the interest rates applicable to your securities and for a general description of the interest rates of the related mortgage loans.

Potential Inadequacy of Credit Enhancement

If specified in the related prospectus supplement, the features of subordination and loss allocation, excess interest, overcollateralization and limited cross-collateralization, together with any primary mortgage insurance and financial guaranty insurance policies, are intended to enhance the likelihood that holders of more senior classes of securities will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the related mortgage loans.

Subordination and Allocation of Losses.  If the applicable subordination is insufficient to absorb losses, then securityholders will likely incur losses and may never receive all of their principal payments.  You should consider that

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if you buy a subordinate security and losses on the related mortgage loans exceed the total principal amount of any securities subordinate to your securities (if any), plus, if applicable to the trust fund and as specified in the related prospectus supplement, any excess interest and any overcollateralization that has been created, the principal amount of your securities will be reduced proportionately with the principal amounts of the other securities of your class by the amount of that excess; and

•

if specified in the related prospectus supplement, after the total principal amount of the subordinate securities has been reduced zero, losses on the mortgage loans may reduce the principal amounts (or notional amounts) of the senior securities.

Losses on the related mortgage loans will reduce the loss protection provided by the subordinate securities to the senior securities and will increase the likelihood that the senior securities will not receive all of their expected principal payments.

If the securities have the benefit of overcollateralization and excess interest, and if overcollateralization is maintained at the required amount and the related mortgage loans generate interest in excess of the amount needed to pay interest and principal on your securities, the fees and expenses of the trust fund and any payments owed to a derivatives counterparty, then excess interest may be used to pay you and the other securityholders of the related securities the amount of any reduction in the aggregate principal balance of the mortgage loans caused by application of losses.  These payments will generally be made in order of seniority.  We cannot assure you, however, that any excess interest will be generated and, in any event, unless otherwise specified in the related prospectus supplement, no interest will be paid to you on the amount by which the principal amount of your securities was reduced because of the application of losses.

See “Credit Support” in this prospectus and see the descriptions of credit enhancement, subordination and application of realized losses in the prospectus supplement.

Excess Interest and Overcollateralization.  If the securities have the benefit of excess interest and overcollateralization, as specified in the related prospectus supplement, then in order to create and maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the related securities, as well as any fees and expenses of the trust fund and any payments owed to a derivative counterparty.  If the securities have the benefit of excess interest and/or overcollateralization, we expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the related securities plus the weighted average aggregate expense rate.  Any remaining interest generated by the mortgage loans will be used to absorb losses on the mortgage loans and to maintain overcollateralization.  In addition, on the closing date, the total scheduled principal balance of the mortgage loans may exceed the total principal amount of the securities.  This excess is referred to as “overcollateralization” and will be available to absorb losses.  We cannot assure you, however, that the mortgage loans will generate enough excess interest to maintain this overcollateralization level as set by the applicable rating agencies.  In addition, there may be no amounts available from any interest rate derivative agreement described in the related prospectus supplement to cover shortfalls.  The following factors will affect the amount of excess interest that the related mortgage loans will generate:

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Prepayments.  Every time a mortgage loan is prepaid in whole or in part, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.  The effect of this reduction on your securities will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans.  Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

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Defaults, Delinquencies and Liquidations.  If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest available for overcollateralization or to absorb losses will be reduced.  Every time a mortgage loan is liquidated or charged off, excess interest will be reduced because that mortgage loan will no longer be outstanding and generating interest.

See “Credit Support” in this prospectus and see the descriptions of excess interest and overcollateralization in the prospectus supplement.

Limited Cross-Collateralization.  The trust fund may contain two or more separate mortgage pools, as specified in the related prospectus supplement.  Principal payments on the senior securities will depend, for the most part, on collections on the mortgage loans in the related pool.  However, as specified in the related prospectus supplement, the senior securities may have the benefit of credit enhancement in the form of subordination from one or more of the other pools.  That means that even if the rate of losses on mortgage loans in the pool related to your class of senior securities is low, losses in an unrelated pool may reduce the loss protection for your securities.

Interest Rate Derivative Agreements.  If specified in the related prospectus supplement, any amounts received under any interest rate cap or swap agreement will generally be applied as described in the related prospectus supplement to pay interest shortfalls and, if applicable, to maintain overcollateralization and cover losses.  However, we cannot assure you that any amounts will be received under that interest rate derivative agreement, or that any such amounts that are received will be sufficient to maintain any required overcollateralization or to cover interest shortfalls and losses on the mortgage loans.

See “Credit Support” in this prospectus and see the description of any interest rate cap agreement or swap agreement, as applicable, in the prospectus supplement.

Primary Mortgage Insurance.  If specified in the related prospectus supplement, some of the first lien mortgage loans which have original loan-to-value ratios greater than 80% may be covered by existing borrower-paid primary mortgage insurance policies.  The existing borrower-paid primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to 60%.

In addition, if specified in the related prospectus supplement, one or more loan-level primary mortgage insurance policies may be acquired on behalf of the trust fund from primary mortgage insurance providers, providing the initial insurance coverage specified in the related prospectus supplement for those first lien mortgage loans with original loan-to-value ratios greater than 80%.

These loan-level primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to approximately 60%.

However, these policies will only cover first lien mortgage loans and will be subject to various other limitations and exclusions.  In addition, borrower-paid primary mortgage insurance may be subject to cancellation by the related borrower.  As a result, coverage may be rescinded or denied on some mortgage loans.  Primary mortgage insurance providers will generally curtail the insured payments on a foreclosed mortgage loan if the related servicer does not foreclose that mortgage loan within a limited time period determined by the insurance provider.  In addition, because the amount of coverage under these policies depends on the loan-to-value ratio of the related mortgaged property at the inception of these policies, a decline in the value of the related mortgaged property will not result in increased coverage, and the trust fund may still suffer a loss on a covered mortgage loan.  Accordingly, these primary mortgage insurance policies will provide only limited protection against losses on the mortgage loans.

See “Credit Support—Insurance” and “Description of Mortgage and Other Insurance—Mortgage Insurance on the Loans” in this prospectus and see the descriptions of any primary mortgage insurance policies in the prospectus supplement.

Effect of Creditworthiness of Primary Mortgage Insurers on Ratings of Securities

If the related prospectus supplement specifies that one or more loan-level primary mortgage insurance policies have been acquired on behalf of the trust fund from one or more primary mortgage insurance providers, then the ratings assigned to your securities by the applicable rating agencies will be based in part on the financial strength ratings assigned to the insurer or insurers providing the primary mortgage insurance coverage described above.  However, these financial strength ratings assigned to the insurer or insurers could be qualified, reduced or withdrawn at any time.  In addition, you should consider that a credit rating does not assure you that the insurer or insurers will not default on their obligations.

Any qualification, reduction or withdrawal of the financial strength ratings assigned to the insurer or insurers could result in reduction of the ratings assigned to your securities, which could in turn affect the liquidity and market value of your securities.

See “Credit Support—Insurance” and “Description of Mortgage and Other Insurance—Mortgage Insurance on the Loans” in this prospectus and see the descriptions of any primary mortgage insurance providers in the prospectus supplement.

Risks Related to any Interest Rate Swap Agreement

If the related prospectus supplement specifies that the trust fund or related supplemental interest trust includes one or more interest rate swap agreements, then any net swap payment payable to the swap counterparty under the terms of those interest rate swap agreements will reduce amounts available for payment to securityholders, and may reduce payments of interest on the securities.  If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amounts on which payments due under the interest rate swap agreements are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty.  Therefore, a rapid rate of prepayments during periods in which the trust fund makes net payments to a swap counterparty could adversely affect the yields on the securities.

Effect of Creditworthiness of Swap Counterparty on Ratings of Securities

If the related prospectus supplement specifies that the trust fund includes one or more interest rate swap agreements, in the event that the trust fund, after application of all interest and principal received on the related mortgage loans, cannot make the required swap payments to the swap counterparty, a swap termination payment as described in the related prospectus supplement may be owed to the swap counterparty.  Any termination payment payable to the swap counterparty in the event of early termination of any interest rate swap agreement will likely reduce amounts available for payment to securityholders.

If the related prospectus supplement specifies that the trust fund includes one or more interest rate swap agreements, the ratings on your securities will be dependent in part upon the credit ratings of the swap counterparty or its credit support provider.  If a credit rating of the swap counterparty or its credit support provider is qualified, reduced or withdrawn, or if the swap counterparty or its credit support provider defaults on its obligations, and a substitute counterparty or credit support provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of your securities may be qualified, reduced or withdrawn.  In such event, the value and marketability of those securities will be adversely affected.

See the descriptions of any interest rate swap agreement and the swap counterparty in the prospectus supplement.
Special Risks for Certain Classes of Securities

The related prospectus supplement may specify that certain classes of securities are interest-only or principal-only securities.  These securities will have yields to maturity (or early termination)—the yield you will receive if you hold a security until it has been paid in full—that are highly sensitive to prepayments on the related mortgage loans.

If you purchase any of these classes of securities, you should consider the risk that you may receive a lower than expected yield under the following circumstances:
• in the case of any interest-only securities, a faster than expected rate of prepayments on the mortgage loans in the trust fund; and
• in the case of any principal-only securities, a slower than expected rate of prepayments on the mortgage loans in the trust fund.

Prepayments on the mortgage loans, including liquidations, purchases and insurance payments, could result in the failure of investors in any interest-only securities to fully recover their initial investments. Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the seller and its affiliates and any master servicer or servicer.

Exercise by a party that has a right to purchase the mortgage loans, as described in the related prospectus supplement, will adversely affect the yields on any interest-only securities.
Special Risks Associated with Underlying Securities

If specified in the related prospectus supplement, the trust fund may include other publicly- or privately-offered securities, representing beneficial ownership interests in separate trust funds.  As described in the prospectus supplement, these underlying securities may be senior securities or subordinate securities, and may not have the benefit of credit enhancement.

Losses on the underlying securities will not be transferred to, allocated to or shared by any other underlying trust fund.  Each allocation of a realized loss to a class of underlying securities will reduce both the amount of interest that will accrue on that class and the amount of principal that will be distributable on that class.  Therefore, the aggregate amount of payments on your securities, the yield to maturity of your securities and the rate of payments of principal on your securities may be affected by the rate and the timing of realized losses on the assets of the trust funds represented by the underlying securities.  To the extent that the amount of realized losses experienced on the assets of the trust funds represented by the underlying securities reduces distributions in respect of the underlying securities, the yield on your securities may be lower than anticipated.

Certain parties may have the option to purchase the mortgage loans and other property in the related underlying trust funds once the underlying mortgage loans decline to a fixed percentage of the initial principal balance.  As specified in the prospectus supplement, some or all of the underlying securities (by principal balance) may be issued from underlying trust funds that have paid down or are approaching the level necessary to exercise of these optional termination rights.  In the event that any such party exercises its right to purchase the related mortgage loans, the related underlying securities will be retired.  This retirement of underlying securities will have the same effect as a prepayment of all of the related mortgage loans in the related underlying trust fund.

Military Action and Terrorist Attacks

The effects that military action by U.S. forces in Iraq, Afghanistan or other regions, terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans in the trust fund or on the values of mortgaged properties cannot be determined at this time.  Investors should consider the possible effects on delinquency, default and prepayment experience of the related mortgage loans.  Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by possible future events.  In addition, the activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act or similar state or local laws.  The amount of interest available for payment to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or similar state or local laws and no servicer, master servicer nor any other party will be required to fund any interest shortfall caused by any such reduction.

Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates.  Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates.  If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

Borrowers may prepay their mortgage loans in whole or in part at any time; however, some or all of the mortgage loans to be included in the trust fund may require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from the periods specified in the related prospectus supplement.  These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period.

Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan originators, including the seller and its affiliates, the servicer or servicers, as applicable, and any master servicer.  In addition, the availability of newer mortgage products with more flexible payment terms or that require lower monthly payments, such as “option ARMs,” may result in an increase in the number of borrowers who prepay their mortgage loans to take advantage of new products.

The timing of prepayments of principal may also be affected by liquidations of or insurance payments on the mortgage loans.  In addition, Lehman Brothers Holdings Inc., as a seller of the mortgage loans to the depositor, or the party from which Lehman Brothers Holdings Inc. acquired a particular mortgage loan, or such other seller as specified in the related prospectus supplement, may be required to purchase mortgage loans from the trust fund in the event that certain breaches of representations and warranties made with respect to the mortgage loans are not cured. These purchases will have the same effect on securityholders as prepayments of mortgage loans.

A prepayment of a mortgage loan will usually result in a payment of principal on the securities:

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If you purchase securities at a discount, especially any principal-only securities, and principal prepayments on the related mortgage loans are received at a rate slower than you anticipate, then your yield may be lower than you anticipate.

•

If you purchase securities at a premium, especially any interest-only securities, and principal prepayments on the related mortgage loans are received at a rate faster than you anticipate, then your yield may be lower than you anticipate.

The prepayment experience of the mortgage loans to be included in the trust fund may differ significantly from that of other mortgage loans.

See “Yield, Prepayment and Maturity Considerations” in this prospectus and prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less than Mortgage Balance

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans.  Further, reimbursement of advances made by a servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to securityholders.  If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

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Originators and Servicers May Be Subject to Litigation, Governmental Proceedings or Adverse Economic Conditions

The mortgage lending and servicing business involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending.  Lenders and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business.  It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability.  In addition, recent adverse economic conditions in the real estate  market have resulted in serious financial difficulties for, and in some cases, bankruptcy, of numerous mortgage originators and servicers, particularly those involved with subprime loans.

If any legal or governmental proceeding were determined adversely to an originator or servicer of mortgage loans included in a trust fund and were to have a material adverse effect on its financial condition, or if the servicer or originator experiences serious financial difficulties, the ability of the affected servicer to service the mortgage loans in accordance with the applicable servicing agreement, or the ability of the affected originator to fulfill its obligation to repurchase or substitute for defective mortgage loans, could be impaired.

In particular, the yield on your securities may be adversely affected if such events impact an originator of mortgage loans in the related trust fund.  An originator is generally required to repurchase or substitute for mortgage loans for material breaches of representations and warranties made by it with respect to the mortgage loans, or if described in your prospectus supplement, in the event of early payment defaults.  The inability to repurchase or substitute for such defective loans or for early payment defaults would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses.

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The Servicers’ Collections Procedures May Affect the Timing of Collections on the Mortgage Loans

In order to reduce borrower defaults, the servicer or servicers may from time to time use servicing and collections practices that have the effect of accelerating or deferring prepayments or borrower defaults of mortgage loans.  The servicers may generally waive, modify or vary any term of any mortgage loan, or postpone strict compliance by the borrower with any term of any mortgage loan, so long as that waiver, modification or postponement is not materially adverse to the trust fund.  For example, qualifying borrowers might be permitted to skip a payment or be offered other benefits that have the effect of deferring or otherwise altering the timing of the trust fund’s receipt of interest or principal payments.

See “Servicing of Loans” in this prospectus.
Risks Relating to Defaults or Resignation of the Master Servicer or Servicer

If the master servicer or servicer were to default in their obligations under the related master servicing or servicing agreement, the trustee or the seller may attempt to terminate the defaulting party.  However, certain aspects of the servicing of mortgage loans are subject to various interpretations of what actions are “accepted” or “market standard” practices, and the parties’ determination of what servicing actions are in the best interest for the securityholders may, at such times, be in disagreement between the trustee, the sponsor and the seller on the one hand, and the master servicer or servicer, as applicable, on the other.  As a consequence, if the trustee or the seller attempts to terminate a defaulting master servicer or servicer, the master servicer or servicer may challenge that termination.  While such a dispute is being resolved, the performance of the servicing function of the master servicer or servicer may continue to suffer and may adversely affect the mortgage loans.

If the master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the relevant agreements under the bankruptcy laws, thus forcing the trustee to appoint a successor servicer or master servicer.

If the master servicer or servicer resigns or is in default and the cost of servicing the mortgage loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the relevant governing agreement.  These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer.  If that approval was not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust.  Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

Delinquencies Due to Servicing Transfers

Servicing of mortgage loans may be transferred in the future to other servicers in accordance with the provisions of the trust agreement or sale and collection agreement, as applicable, and the related servicing agreement as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under a servicing agreement or (2) the exercise by the seller of its right to terminate a servicer without cause.

All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, inadequate borrower notification, system incompatibilities and other reasons.  As a result, the affected mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer.  There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yields on the securities.

See “Servicing of Loans” in this prospectus.
Risks Relating to Optional or Mandatory Purchases of Securities

If specified in the related prospectus supplement, one or more classes of the related series of securities may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated person or entity, at specified times and purchase prices, and under particular circumstances, or may be subject to mandatory purchase or redemption.

In the event that any of those parties exercises its right to purchase the related securities, the purchase of the related securities will have the same effect as a prepayment of the related mortgage loans in the trust fund.  If you purchase securities at a premium, especially any interest-only securities, and the related securities are purchased as described above sooner than you anticipate, then your yield may be lower than you anticipate.  Similarly, if you purchase securities at a discount, especially any principal-only securities, and the related securities are purchased as described above later than you anticipate (or not purchased at all), then your yield may be lower than you anticipate.

See “Description of the Securities—Optional Purchase of Securities” and “—Other Purchases” in this prospectus.
Risks Relating to Securities Subject to a Mandatory Auction Procedure

If specified in the related prospectus supplement, one or more classes of the related series of securities may be subject to a mandatory auction procedure and may be transferred to third-party investors on a certain distribution date.  If you purchase securities subject to an auction procedure, your investment in that security will end on the related auction distribution date, except in certain circumstances described below.

If the outstanding principal amount of any class of securities subject to a mandatory auction procedure, after application of principal distributions and realized losses on the related auction distribution date, is greater than the amount received in the auction, a swap counterparty, pursuant to a market value swap agreement, will be obligated to pay the amount of that excess to the auction administrator for distribution to the holders of the securities subject to such auction procedure.  If all or a portion of a class of auction securities is not sold in the auction, the auction price for these unsold securities will be deemed to be zero and the swap counterparty will pay the auction administrator the entire outstanding principal amount of the unsold securities, after application of principal distributions and realized losses on the related auction distribution date.  If the swap counterparty defaults on its obligations under the swap agreement, you may receive an amount less than the outstanding principal amount of your auction security, after application of principal distributions and realized losses on the auction distribution date.  In addition, if the swap counterparty defaults and if not all of a class of securities is purchased by third-party investors in the auction, then your auction security (or part of your auction security) will not be transferred, in which case you will not receive any proceeds from the auction and you will retain your auction security (or part of your auction security).

See “Derivatives” in this prospectus.
Rights of a NIMS Insurer May Affect Securities

If specified in the related prospectus supplement, it may be anticipated that one or more insurance companies, referred to as the “NIMS Insurer,” may issue a financial guaranty insurance policy covering certain payments to be made on any net interest margin securities to be issued by a separate trust or other special purpose entity and to be secured by all or a portion of the securities specified in the related prospectus supplement.  If such an insurance policy is issued, the trust agreement and the servicing agreements for this transaction will provide that, unless there exists a continuance of any failure by the NIMS Insurer to make a required payment under the policy insuring the net interest margin securities or there exists an insolvency proceeding by or against the NIMS Insurer, the NIMS Insurer, if any, will be entitled to exercise, among others, the following rights, without the consent of the holders of the securities, and the holders of the securities may exercise these rights only with the prior written consent of the NIMS Insurer:  (1) the right to provide notices of servicer or master servicer defaults and the right to direct the trustee and the master servicer to terminate the rights and obligations of the master servicer and the servicers, respectively, under the trust agreement and the servicing agreements in the event of a default by any master servicer or servicer, (2) the right to remove the trustee or any co-trustee pursuant to the trust agreement and (3) the right to direct the trustee to make investigations and take actions pursuant to the trust agreement.  In addition, unless the NIMS Insurer defaults or there exists an insolvency proceeding as described above, the NIMS Insurer’s consent will be required prior to, among other things, (1) the waiver of any default by any master servicer, any servicer or the trustee, (2) the appointment of any successor trustee or any co-trustee or (3) any amendment to the trust agreement or any servicing agreement.  The NIMS Insurer will also have additional rights under the trust agreement and in each the servicing agreement.

Investors in the related securities should note that any insurance policy issued by the NIMS Insurer will not cover, and will not benefit in any manner whatsoever, those securities.  Furthermore, the rights granted to the NIMS Insurer, if any, may be extensive and the interests of the NIMS Insurer may be inconsistent with, and adverse to, the interests of the holders of those securities.  The NIMS Insurer has no obligation or duty to consider the interests of the holders of the securities in connection with the exercise or non-exercise of the NIMS Insurer’s rights.

The NIMS Insurer’s exercise of the rights and consents set forth above may negatively affect the securities and the existence of the NIMS Insurer’s rights, whether or not exercised, may adversely affect the liquidity of the securities, relative to other asset-backed securities backed by comparable mortgage loans and with comparable payment priorities and ratings.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of brokers and lenders.  In addition, other state laws, public policy and general principles of equity relating to the protection of borrowers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans.

Mortgage loans are also subject to various federal laws, including:
• the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to borrowers regarding the terms of their mortgage loans;

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the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

• the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of certain provisions of these federal laws may limit the ability of the servicers to collect all or part of the principal of or interest on the related mortgage loans and in addition could subject the trust fund to damages and administrative enforcement.

The related seller of the mortgage loans will represent in the mortgage loan sale agreement described in the related prospectus supplement that each mortgage loan was originated in compliance with applicable federal, state and local laws and regulations.  In the event of a breach of this representation, that seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the related prospectus supplement and under “The Agreements—Repurchase and Substitution of Non-Conforming Loans” in this prospectus.

Predatory Lending Laws, High Cost Loans

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices.  The federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of certain provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the origination of mortgage loans.  Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA.

In addition, under the anti-predatory lending laws of some states, the origination of certain mortgage loans (including loans that are not classified as “high cost” loans under applicable law) must satisfy a net tangible benefits test with respect to the related borrower.  This test may be highly subjective and open to interpretation.  As a result, a court may determine that a mortgage loan does not meet the test even if the related originator reasonably believed that the test was satisfied.

Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust fund, as an assignee of the related mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans.  Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law.  Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts.

The seller will represent that the trust fund does not include any mortgage loans that are subject to HOEPA or that would be classified as “high cost” loans under any similar state or local predatory or abusive lending law.  There may be mortgage loans in the trust fund that are subject to the state or local requirement that the loan provide a net tangible benefit (however denominated) to the borrower; the seller will represent that these mortgage loans are in compliance with applicable requirements.  If it is determined that the trust fund includes loans subject to HOEPA or otherwise classified as high cost loans, or which do not comply with applicable net tangible benefit requirements, the seller will be required to repurchase the affected loans and to pay any liabilities incurred by the trust fund due to any violations of these laws.  If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected loans and pay any related liabilities, securityholders could incur losses.

Regulations Applicable to Home Improvement Loans

If specified in the related prospectus supplement, the mortgage loans to be included in the trust fund may include home improvement loans.  Home improvement loans are also subject to the regulations of the Federal Trade Commission and other similar federal and state statutes and holder in due course rules described herein, which protect the homeowner from defective craftsmanship or incomplete work by a contractor.  These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor.  The holder in due course rules have the effect of subjecting any assignee of the seller in a consumer credit transaction, such as the related trust fund with respect to the loans, to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

Losses on loans from violation of these lending laws that are not otherwise covered by the enhancement for a series will be borne by the holders of one or more classes of securities for the related series.

Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments on the Securities

Each transfer of a mortgage loan to Lehman Brothers Holdings Inc. (or to such other seller specified in the related prospectus supplement), from the seller to the depositor and, in connection with the issuance of any asset-backed notes, from the depositor to the issuing entity, will be intended to be an absolute and unconditional sale of that mortgage loan and will be reflected as such in the applicable documents.  However, in the event of the bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by the insolvent party as a borrowing secured by a pledge of the mortgage loan.  Such an attempt, even if unsuccessful, could result in delays in payments on the securities.  If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity.  In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

Limited Ability to Resell Securities

The underwriter will not be required to assist in resales of the securities, although it may do so.  A secondary market for any class of securities may not develop.  If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

Limited Obligations

The assets of the trust fund are the sole source of payments on the related securities.  The securities are not the obligations of any other entity.  None of the sponsor, the seller, the depositor, any underwriter, the trustee, any administrator, any master servicer, any servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the applicable ratings of the securities.  If credit enhancement is not available, holders of securities may suffer losses on their investments.

Ratings on the Securities Are Dependent on Assessments by the Rating Agencies

The ratings on the securities depend primarily on an assessment by the rating agencies of the mortgage loans and other assets of the trust fund, any credit enhancement and the ability of the servicers and the master servicer to service the loans.  The ratings of the securities by the rating agencies:

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only address the likelihood of receipt by holders of securities of distributions in the amount of scheduled payments on the mortgage loans;

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do not take into consideration any of the tax aspects associated with the securities;

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do not address the possibility that, as a result of principal prepayments, the yield on your securities may be lower than anticipated;

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do not address the payment of any basis risk shortfalls with respect to the securities; and

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do not comment as to the market price or suitability of the securities for a particular investor.

Ratings are not recommendations to buy, sell or hold the securities.  A rating may be changed or withdrawn at any time by the assigning rating agency.

The Securities May Not Be Suitable Investments

The securities may not be a suitable investment if you require a regular or predictable schedule of payment, or payment on any specific date.  Because the mortgage loans in the trust fund may include a substantial proportion of loans as to which the borrowers have blemished credit histories (including prior bankruptcy proceedings) or loans whose future performance is difficult to predict, such as adjustable payment mortgage loans, interest-only loans, and for the other factors relating to the mortgage loans discussed above, the yields and the aggregate amount and timing of distributions on your securities may be subject to substantial variability from period to period and over the lives of the securities.  An investment in these types of securities involves significant risks and uncertainties and should only be considered by sophisticated investors who, either alone or with their financial, tax and legal advisors, have carefully analyzed the mortgage loans and the securities and understand the risks.  In addition, investors should not purchase classes of securities that are susceptible to special risks, such as subordinate securities, interest-only securities and principal-only securities, unless the investors have the financial ability to absorb a substantial loss on their investment.

Description of the Securities

General

The asset-backed certificates (the “Certificates”) of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement (as defined herein). A series of Securities may also include asset-backed notes (the “Notes,” and together with the Certificates, the “Securities”) that will represent indebtedness of the related trust fund and will be issued pursuant to an indenture.  See “The Agreements.”

Each series of Securities will consist of one or more classes of Securities, one or more of which may:

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accrue interest based on a fixed rate (“Fixed Rate Securities”);

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accrue interest based on a variable or adjustable rate (“Floating Rate Securities”);

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be entitled to principal payments from the accreted interest from specified classes of Accrual Securities (“Accretion Directed Securities”). An Accretion Directed Security also may receive principal payments from principal paid on the underlying assets of the trust fund for the related series;

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provide for interest otherwise payable on certain securities to be paid as principal on one or more classes of Accretion Directed Securities, and the amount of interest accrued on those accrual securities is instead added to the principal balance of these accrual security (“Accrual Securities”);

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be entitled to a greater percentage of interest on the Loans underlying or comprising the Primary Assets for the series than the percentage of principal on the Loans to which the Securities are entitled (“Interest Weighted Securities”);

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be entitled to principal, but no interest (“Principal Only Securities”);

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be entitled to a greater percentage of principal on the Loans underlying or comprising the Primary Assets for the series than the percentage of interest on the Loans to which the Securities are entitled (“Principal Weighted Securities”);

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be entitled to interest, but no principal (“Interest Only Securities”);

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have components to a class of Securities where each component may have different principal and/or interest payment characteristics but together constitute a single class “Component Securities”). Each component of a class of Component Securities may be identified as falling into one or more of the categories in this description of Securities;

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be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule (a “Planned Balance”) specified in the prospectus supplement, derived by assuming two constant prepayment rates for the Loans backing the related Securities (“Planned Amortization Certificates” or “PACs”);

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be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule (a “Targeted Balance”) specified in the prospectus supplement, derived by assuming a single constant prepayment rate for the Loans backing the related Securities (“Targeted Amortization Certificates” or “TACs”);

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be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule (a “Scheduled Balance”) specified in the prospectus supplement, but is not designated or structured as a PAC or a TAC (“Scheduled Securities”);

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be subordinate to one or more other classes of Securities in respect of receiving distributions of principal and interest, to the extent and under the circumstances specified in the prospectus supplement (“Subordinate Securities”); and/or

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have other entitlements or characteristics described in this prospectus, or a combination of certain of the entitlements and characteristics described above and elsewhere in this prospectus.

If specified in the prospectus supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the assets in the related trust fund (each portion of Assets, an “Asset Group”).

Each class of Securities offered by this prospectus and the prospectus supplement (the “Offered Securities”) will be issued in the minimum original principal amount or notional amount for Securities of each class specified in the prospectus supplement. The transfer of any Offered Securities may be registered, and those Securities may be exchanged, without the payment of any service charge. The classes of Securities of a series may be issued in fully registered, certificated form (“Definitive Securities”) or issued in book-entry form only (“Book-Entry Securities”) Book-Entry Securities in specified minimum denominations and integral multiples thereof, as provided in the prospectus supplement. See “—Book-Entry Registration.”

Distributions on the Securities

General

Distributions on the Securities of each series will be made by or on behalf of the trustee from the Available Distribution Amount for that series, on each Distribution Date, as specified in the prospectus supplement. Distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered on the close of business on the record date specified in the prospectus supplement. Payments will be made by check mailed to the registered owners at their addresses appearing on the Security Register, or by wire transfer (at the expense of the securityholder requesting payment by wire transfer) in certain circumstances described in the prospectus supplement; provided, however, that the final distribution in retirement of a Security will be made only upon presentation and surrender of the Security at the corporate trust office of the trustee or as otherwise specified in the prospectus supplement. Advance notice of the final distribution on a Security will be mailed to the securityholders.

Distributions of interest on Securities entitled to receive interest will be made periodically at the intervals and Interest Rates specified or determined in accordance with the prospectus supplement. The interest rate for a class of securities may be subject to an available funds cap, net weighted average rate cap or other limitation described in the prospectus supplement.  Shortfalls in interest payments to securityholders due to application of such a limitation will be referred to as “basis risk shortfalls” or such other term as is used in the applicable prospectus supplement, and, will be payable to securityholders on future distribution dates only if so specified in the prospectus supplement, and then only to the extent of funds available for such distributions as specified in the related prospectus supplement.  Interest on the Securities will be calculated generally either on the basis of a 360-day year consisting of twelve 30-day months, or on the basis of a 360-day year and the actual number of days elapsed in each accrual period, as specified in the related prospectus supplement.

If the Primary Assets for a series of Securities have adjustable or variable interest rates, then the rate at which interest accrues on the principal balance of the Securities or on a class in the series (the “Interest Rate”) may also vary, due to changes in prevailing interest rates and due to prepayments on Loans comprising or underlying the Primary Assets.  If the Primary Assets for a series have fixed interest rates, then the Interest Rate on Securities of a series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate of the Primary Assets.  If the Primary Assets have lifetime or periodic adjustment caps on their respective rates, then the Interest Rate on the Securities of the related series may also reflect those caps.

A series of Securities may include one or more classes of Floating Rate Securities.  The Interest Rate of a Floating Rate Security will be a variable or adjustable rate, which may be subject to a maximum floating rate, a minimum floating rate, or both, as specified in the prospectus supplement. For each class of Floating Rate Securities, the prospectus supplement will set forth the initial Floating Rate (or the method of determining it), the period during which the Floating Rate applies, and the formula, Index, or other method by which the Floating Rate for each period will be determined.

If the Interest Rate of a Floating Rate Security is determined based upon an Index, the Index will be one of the following:

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CMT;

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CODI;

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COFI;

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COSI;

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Fed Funds Rate;

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FHLB Index;

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GBP LIBOR;

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LIBOR;

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LIBORSWAP;

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MTA;

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National Average Contract Mortgage Rate;

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National Monthly Median COFI;

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Prime Rate;

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SIBOR;

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SWAPLIBOR; and

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T-Bill.

Each of these indices is described in more detail under “The Trust Funds—The Mortgage Loans—General” below.

Distributions of principal on each class of Securities in a series will be made on a pro rata or random lot basis among all of the Securities of the class, or as otherwise specified in the prospectus supplement.

The funds in the Distribution Account (together with any amounts transferred from any Reserve Fund or applicable credit support) may be insufficient to make the full distribution to securityholders on a Distribution Date. In this case, the funds available for distribution to the securityholders of each class will be distributed in accordance with their respective interests. However, as described in the prospectus supplement, holders of Securities will receive their current distributions and past amounts due but unpaid to them before holders of Subordinate Securities are paid (in each case, these amounts are calculated as described in the prospectus supplement). The difference between the amount that the securityholders would have received if there had been sufficient eligible funds available for distribution and the amount actually distributed will be included in the calculation of the amount that the securityholders are entitled to receive on the next Distribution Date.

For a description of the reports to be furnished to securityholders concerning a distribution, see “The Agreements — Reports to Securityholders.”

Single Class Securities Generally

With respect to a series of Securities that is not a Multi-Class Series, distributions on the Securities on each Distribution Date will generally be allocated to each Security entitled to payment on the basis of the undivided percentage interest (the “Percentage Interest”) evidenced by the Security, or on the basis of the Security’s outstanding principal amount or notional amount (subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions), as specified in the prospectus supplement. See “— Subordinate Securities” below.

If specified in the prospectus supplement, a series of Securities may include one or more classes that are Interest Weighted Securities, Principal Weighted Securities, or both. Unless otherwise specified in the prospectus supplement, payments received from the Primary Assets will be allocated on the basis of the Percentage Interest of each class in the principal component of the distributions, the interest component of the distributions, or both, and will be further allocated on a pro rata basis among the Securities within each class. The method or formula for determining the Percentage Interest of a Security will be set forth in the prospectus supplement.

Multi-Class Series

A series of Securities may include Floating Rate Securities, Accrual Securities, Accretion Directed Securities, Scheduled Securities, Planned Amortization Certificates, Targeted Amortization Certificates, and/or classes of Subordinate Securities and Senior Securities (a “Multi-Class Series”). For a series of Securities that is not a Multi-Class Series, each class is designated to receive a particular portion of future principal or interest cash flows on the Primary Assets. This designation does not change over the term of the Securities unless the series has a subordination feature in one or more classes of Subordinate Securities that protects one or more classes of Senior Securities in the event of failure of timely payment of the Primary Assets. Each Security of a Multi-Class Series will have a principal amount or a notional amount and a specified Interest Rate (that may be zero). Interest distributions on a Multi-Class Series will be made on each Security entitled to an interest distribution on each Distribution Date at the Interest Rate specified in or determined in accordance with the prospectus supplement, to the extent funds are available in the Distribution Account, subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions. See “ — Subordinate Securities” below and “Credit Support — Subordinate Securities; Subordination Reserve Fund.”

Distributions of interest on Accrual Securities will begin only after the related accretion termination date specified in the prospectus supplement. On each Distribution Date on or before the accretion termination date, interest on the Accrual Securities accrues, and the amount of interest accrued is added on each Distribution Date to the principal balance of the Security. On each Distribution Date after the accretion termination date, interest distributions will be made on classes of Accrual Securities on the basis of the current Compound Value of the class. The “Compound Value” of a class of Accrual Securities equals the initial aggregate principal balance of the class, plus accrued and undistributed interest added to the class through the immediately preceding Distribution Date, less any principal distributions previously made to reduce the aggregate outstanding principal balance of the class.

Distributions of principal will be allocated among the classes of a Multi-Class Series in the order of priority and amount specified in the prospectus supplement. Generally, the “Principal Distribution Amount” for a Multi-Class Series on any Distribution Date will be equal to the sum of (1) the accrual distribution amount for any Accrual Securities, (2) the Minimum Principal Distribution Amount and (3) the percentage, if any, of the excess cash flow specified in the prospectus supplement. The “Minimum Principal Distribution Amount” is the amount, if any, by which the outstanding principal balance of the Securities of a series (before giving effect to any payment of principal on that Distribution Date) exceeds the aggregate value of the Primary Assets as of that Distribution Date.

Subordinate Securities

A series of Securities may include one or more classes of Subordinate Securities that provide some or all of the credit support for the Senior Securities in the series. The rights of holders of some classes of securities (the “Subordinate Securities”) to receive distributions will be subordinate in right and priority to the rights of holders of senior securities of the series (the “Senior Securities”) but only to the extent described in the prospectus supplement. If the Primary Assets are divided into separate Asset Groups, evidenced by separate classes, credit support may be provided by a cross-support feature. This feature requires that distributions be made to Senior Securities prior to making distributions on Subordinate Securities backed by assets in another Asset Group within the trust fund. Unless rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each, a “Rating Agency”), Subordinate Securities will not be offered by this prospectus or the prospectus supplement. See “Credit Support — Subordinate Securities; Subordination Reserve Fund.”

Optional Termination

If specified in the prospectus supplement for a series of Securities, the depositor, the servicer or master servicer, or any other designated entity may, at its option, purchase or direct the sale of a portion of the Primary Assets of the trust fund, or cause an early termination of the trust fund by repurchasing all of the Primary Assets from the trust fund or directing the sale of the Primary Assets. This termination may occur on a date on or after the date on which either (1) the Aggregate Asset Principal Balance of the Primary Assets is less than a specified percentage of the initial Aggregate Asset Principal Balance, or (2) the aggregate principal amount of the Securities (or of certain classes in a series) is less than a specified percentage of their initial aggregate principal amount, as described in the prospectus supplement.

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“Asset Principal Balance” means, for any Loan at the time of determination, its outstanding principal balance as of the Cut-off Date, reduced by all amounts distributed to securityholders (or used to fund the Subordination Reserve Fund, if any) and reported as allocable to principal payments on the Loan.

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“Aggregate Asset Principal Balance” means, at the time of determination, the aggregate of the Asset Principal Balances of all the Loans in a trust fund.

The optional termination described in this section will be in addition to terminations that may result from other events. See “The Agreements — Event of Default; Rights Upon Event of Default” and “— Termination.”

Optional Redemption of Securities

If specified in the prospectus supplement for a series, any class of Securities of that series may be subject to redemption at the option of the holder, provided that any such right of redemption will be limited such that the Securities of that class will not constitute redeemable securities for purposes of the Investment Company Act of 1940.

Optional Purchase of Securities

The prospectus supplement for a series of Securities may provide that one or more classes of the series may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated person or entity, at specified times and purchase prices, and under particular circumstances. Notice of any purchase must be given by the trustee prior to the optional purchase date, as specified in the prospectus supplement.

Other Purchases

If specified in the prospectus supplement for a series, any class of Securities in the series may be subject to purchase, in whole or in part, at the request of the holders of that class or to mandatory redemption or purchase by the depositor, the servicer or master servicer, or another designated entity. The terms and conditions of any redemption or mandatory purchase with respect to a class of Securities will be described in the prospectus supplement.

The depositor may also have the option to obtain for any series of Securities, one or more guarantees or other instruments from a company or companies acceptable to the Rating Agencies. As specified in the prospectus supplement, these instruments may provide for one or more of the following for any series of Securities:

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call protection for any class of Securities of a series;

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a guarantee of a certain prepayment rate of some or all of the Loans underlying the series; or

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certain other guarantees described in the prospectus supplement.

Exchangeable Securities

General

If specified in the related prospectus supplement, a series of Securities may include one or more classes that are exchangeable securities.  In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the prospectus supplement. The classes of Securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable securities will be referred to as a “combination.”  Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

The descriptions in the related prospectus supplement of the Securities of a series that includes exchangeable securities, including descriptions of principal and interest distributions, registration and denomination of Securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, also will apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

Exchanges

If a holder elects to exchange its exchangeable securities for related exchangeable securities, the following three conditions must be satisfied:

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the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities (for purposes of this condition, an interest-only class will have a principal balance of zero);

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the aggregate amount of interest payable on each Distribution Date with respect to the exchangeable securities received in the exchange must equal the aggregate amount of interest payable on that Distribution Date with respect to the exchanged securities; and

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the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

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A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes with interest rates that vary with an index would equal the principal balance of the class with the fixed interest rate.

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An interest-only class and a principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the exchangeable interest-only class.

•

Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that, when applied to the principal balance of the exchanged for classes, would generate an annual interest amount equal to the aggregate amount of annual interest of the two exchanged classes.

In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

•

A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

•

A class of exchangeable securities that is a Scheduled Security, Planned Amortization Certificate or Targeted Amortization Certificate, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the Scheduled Security, Planned Amortization Certificate or Targeted Amortization Certificate, as applicable, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price, or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable security received in an exchange will be made on the Distribution Date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

Book-Entry Registration

If provided for in the prospectus supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each of these classes will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company (“DTC”) and, if provided in the prospectus supplement, additionally through Clearstream Banking Luxembourg (“Clearstream”) or The Euroclear System (“Euroclear”).  Each class of Book-Entry Securities will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Securities and will initially be registered in the name of Cede & Co.

No person acquiring an interest in a Book-Entry Security (each, a “Beneficial Owner”) will be entitled to receive a Definitive Security, except as set forth under “Book-Entry Procedures—Definitive Securities” in Annex A of this prospectus.  Unless and until Definitive Securities are issued for the Book-Entry Securities under the limited circumstances described in the related prospectus supplement or in Annex A hereto, all references to actions by securityholders with respect to the Book-Entry Securities will refer to actions taken by DTC, Clearstream or Euroclear upon instructions from their Participants (as defined in Annex A hereto), and all references herein to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Securities will refer to distributions, notices, reports and statements to DTC, Clearstream or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream and Euroclear.

For a description of the book-entry registration procedures applicable to Book-Entry Securities, see “Book-Entry Procedures” in Annex A of this prospectus.

The Trust Funds

General

The Notes will be secured by a pledge of the assets of the trust fund, or an individual Asset Group, and the Certificates will represent beneficial ownership interests in the assets of the trust fund, or an individual Asset Group, each as specified in the prospectus supplement. The Securities will be non-recourse obligations of the trust fund. Holders of the Notes may only proceed against the assets of the trust fund as collateral in the case of a default, and then only to the extent provided in the indenture, and may not proceed against any assets of the depositor or its affiliates, or assets of the trust fund not pledged to secure the Notes.

The trust fund for each series of Securities will be held by the trustee for the benefit of the related securityholders, and will consist of:

•

amounts due and payable with respect to the Primary Assets as of the cut-off date designated in the prospectus supplement (the “Cut-off Date”);

•

amounts held from time to time in the Collection Account, the Securities Administration Account and the Distribution Account established for a series of Securities;

•

Mortgaged Properties that secured a Mortgage Loan and that are acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession;

•

any Reserve Fund established pursuant to the Agreement for a series of Securities, if specified in the prospectus supplement;

•

any Servicing Agreements relating to Mortgage Loans in the trust fund, to the extent that these agreements are assigned to the trustee;

•

any primary mortgage insurance policies, FHA insurance, or VA guarantee relating to Mortgage Loans in the trust fund;

•

any pool insurance policy, special hazard insurance policy, bankruptcy bond or other credit support relating to the series;

•

any interest rate swap agreement, interest rate cap agreement, currency swap or currency option, market value swap or similar derivative instrument;

•

investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement; and

•

any other asset, instrument or agreement relating to the trust fund and specified in the prospectus supplement.

The prospectus supplement may specify that a certain amount or percentage of a Primary Asset will not be sold by the depositor or seller of the Primary Asset, but will be retained by that party (the “Retained Interest”).  Therefore, amounts received with respect to a Retained Interest in an Agency Certificate, a Private Mortgage-Backed Security or a Loan comprising the Primary Assets for a series will not be included in the trust fund but will be payable to the seller of the respective asset, or to the master servicer (if any), servicer, depositor or another party, free and clear of the interest of securityholders under the Agreements.

The “Primary Assets” in the trust fund for a series of Securities may consist of any combination of the following, to the extent and as specified in the prospectus supplement:

•

Mortgage Loans;

•

Manufactured Home Loans;

•

Home Improvement Loans;

•

mortgage pass-through certificates representing a fractional, undivided interest in Loans or collateralized mortgage obligations secured by Loans (“Private Mortgage-Backed Securities”);

•

Ginnie Mae certificates (which may be Ginnie Mae I certificates or Ginnie Mae II certificates);

•

Fannie Mae certificates; and

•

Freddie Mac certificates.

To the extent provided in the related prospectus supplement, a trust fund that primarily consists of Mortgage Loans and/or Home Improvement Loans may also include loans (“Assistance Loans”) made by the United States Small Business Administration or other government agency to borrowers who have incurred property damage or loss in connection with a federally recognized disaster. As specified in the related prospectus supplement, Assistance Loans may be secured by senior or junior liens on collateral of the types described in the prospectus supplement, or unsecured. Assistance Loans may have fixed or adjustable interest rates, may require repayment monthly or at other intervals, and have other payment characteristics as described in the related prospectus supplement.  Additional information regarding Assistance Loans, to the extent material to prospective investors, will be provided in the related prospectus supplement. Such information will include, among other things, the weighted average principal balances, interest rates and terms to maturity of the Assistance Loans, collateral types and lien priority (if applicable), and geographic concentration.

Mortgage Loans, Manufactured Home Loans, Assistance Loans and Home Improvement Loans are referred to in this prospectus as “Loans.”  Private Mortgage-Backed Securities will evidence a beneficial ownership interest in underlying assets that will consist of Agency Certificates or Loans.  Loans that comprise the Primary Assets will be purchased by the depositor directly or through an affiliate in the open market or in privately negotiated transactions. Some, none or all of the Loans may have been originated by an affiliate of the depositor. See “The Agreements — Assignment of Primary Assets.”

Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates are referred to in this prospectus as “Agency Certificates.”

The Mortgage Loans

General

The Primary Assets in a trust fund for a series of Securities may include mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, secured by properties of the types described in this prospectus (“Mortgage Loans”). No non-performing assets will be included as Primary Assets in a trust fund.  Generally, but not in all cases, the originators of the Mortgage Loans are savings and loan associations, savings banks, commercial banks, credit unions, insurance companies, or similar institutions supervised and examined by a Federal or State authority or by mortgagees approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.  An affiliate of the depositor may have originated some of the Mortgage Loans.

The Mortgage Loans in a trust fund may include Conventional Loans, term housing loans insured by the FHA (“FHA Term Loans”) or VA Loans, with the following interest rate and payment characteristics:

•

fixed interest rate Mortgage Loans;

•

adjustable rate Mortgage Loans, which may include any of the following types of Mortgage Loans:

♦

Mortgage Loans whose interest rate adjusts on the basis of a variable Index plus a margin, with the initial adjustment typically occurring less than a year after origination of the related mortgage loan and adjustments occurring periodically thereafter;

♦

“hybrid” Mortgage Loans, whose interest rate is fixed for the initial period specified in the related mortgage note (typically for a period of a year or more after origination), and thereafter adjusts periodically based on the related Index;

♦

“interest-only” Mortgage Loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the Mortgage Loan over the remaining term and to pay interest at the applicable interest rate borne by such Mortgage Loan (“Mortgage Rates”);

♦

“negative amortization” Mortgage Loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related Index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the Mortgage Loan by the amount of unpaid interest; and

♦

“option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the Mortgage Loan);

•

“balloon” Mortgage Loans, which provide for (1) equal monthly scheduled payments of principal and interest (a “Scheduled Payment”) that will not reduce the scheduled principal balance of the Mortgage Loan to zero at its maturity date and (2) a larger monthly payment due at its maturity date equal to the unpaid scheduled principal balance of that Mortgage Loan;

•

“GPM Loans,” which provide for fixed level payments or graduated payments, with an amortization schedule (1) requiring the mortgagor’s monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period after which the monthly installments become fixed for the remainder of the mortgage term, (2) providing for deferred payment of a portion of the interest due monthly during that period of time; or (3) providing for recoupment of the interest deferred through negative amortization, whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note;

•

“GEM Loans,” which are fixed rate, fully amortizing mortgage loans providing for monthly payments based on a 10- to 30-year amortization schedule, with further provisions for scheduled annual payment increases for a number of years with the full amount of those increases being applied to principal, and with further provision for level payments thereafter;

•

Buy-Down Loans;

•

“Bi-Weekly Loans,” which are fixed-rate, conventional, fully-amortizing Mortgage Loans secured by first mortgages on one- to four-family residential properties that provide for payments of principal and interest by the borrower once every two weeks;

•

“Reverse Mortgage Loans,” which generally provide either for an initial advance to the borrower at origination followed by, in most cases, fixed monthly advances for the life of the loan, or for periodic credit line draws by the borrower at the borrower’s discretion, and which provide that no interest or principal is payable by the borrower until maturity, which generally does not occur until the borrower dies, sells the home or moves out; interest continues to accrue and is added to the outstanding amount of the loan;

•

“Shared Appreciation Mortgage Loans,” which are Mortgage Loans that provide for payment, in addition to principal and interest to the extent provided in the related Mortgage Note, of a portion of the appreciation in value (or the appreciated value) of the related Mortgaged Property;

•

any combination of the foregoing; or

•

Mortgage Loans with other payment characteristics as described in this prospectus and the prospectus supplement.

The Mortgage Loans may also include:

•

“Cooperative Loans,” which are evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations (“Cooperatives”) and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy individual housing units in a building owned by a Cooperative (“Cooperative Dwellings”);

•

“Condominium Loans,” which are secured by a mortgage on an individual housing unit (a “Condominium Unit”) in which the owner of the real property (the “Condominium”) is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units, together with the Condominium Unit’s appurtenant interest in the common elements;

•

Commercial, Mixed Use or Multifamily Mortgage Loans;

•

“Home Equity Loans,” which are closed-end and/or revolving home equity loans or balances thereof secured by mortgages primarily on single family properties that may be subordinated to other mortgages on the same Mortgaged Property; or

•

“HECM Loans,” which are home equity conversion mortgages either (i) subject to FHA insurance as to the repayment of the principal amount thereof (subject to certain limitations) and certain other amounts or (ii) insurable by FHA.

In addition, the Mortgage Loans may also include participations in residential mortgage loans as described below under “—Participation Interests.”

Generally, the Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments creating a first lien or (if so specified in the prospectus supplement) a junior lien on the real property securing a Mortgage Loan (the “Mortgaged Property”). In some cases, the Mortgage Loans may be secured by security instruments creating a lien on borrowers’ leasehold interests in real property, if the depositor determines the Mortgage Loans are commonly acceptable to institutional mortgage investors. A Mortgage Loan secured by a leasehold interest in real property is secured not by a fee simple interest in the Mortgaged Property but rather by a leasehold interest under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling or dwellings located on the real estate. Generally, a Mortgage Loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease, and the term of the lease ends at least five years beyond the maturity date of the Mortgage Loan.

The Mortgaged Properties may include Single Family Properties (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings), Multifamily Properties (i.e., multifamily residential rental properties or cooperatively-owned properties consisting of five or more dwelling units), commercial properties or mixed use properties. The Single Family Properties and Multifamily Properties may consist of detached individual dwellings, townhouses, duplexes, triplexes, quadriplexes, row houses, individual units in planned unit developments and other attached dwelling units.

Each Mortgaged Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least five years greater than the term of the related Mortgage Loan unless otherwise specified in the prospectus supplement. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative Loan is generally subordinate to any blanket mortgage on the related Cooperative apartment building and/or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the Cooperative shares are subject to cancellation by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed to the Cooperative by the tenant-stockholder. See “Legal Aspects of Loans.”

The prospectus supplement will disclose the aggregate principal balance of Mortgage Loans secured by Mortgaged Properties that are owner-occupied. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single-Family Property that is owner-occupied will be either (1) a representation by the mortgagor at origination of the Mortgage Loan that either the borrower will use the underlying Mortgaged Property for a period of at least six months every year or that the borrower intends to use the Mortgaged Property as a primary residence, or (2) a finding that the address of the Mortgaged Property is the borrower’s mailing address, as reflected in the servicer’s records. To the extent specified in the prospectus supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes. Mortgage Loans secured by investment properties and Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Loans.

The characteristics of the Mortgage Loans comprising or underlying the Primary Assets for a series may vary if credit support is provided in levels satisfactory to the Rating Agencies that rate a series of Securities. Generally, the following selection criteria apply to Mortgage Loans included in the Primary Assets:

•

each first lien Mortgage Loan must have an original term to maturity of not less than 10 years and not more than 40 years, and each second lien Mortgage Loan must have an original term to maturity of not less than five years and not more than 30 years;

•

no Mortgage Loan may be included that, as of the Cut-off Date, is more than 59 days delinquent as to payment of principal or interest; and

•

no Mortgage Loan (other than a Cooperative Loan) may be included unless a title insurance policy or, in lieu thereof, an attorney’s opinion of title, and a standard hazard insurance policy (which may be a blanket policy) is in effect with respect to the Mortgaged Property securing the Mortgage Loan.

The initial “Loan-to-Value Ratio” of any Mortgage Loan represents the ratio of the principal amount of the Mortgage Loan outstanding at the origination of the loan divided by the fair market value of the Mortgaged Property, as shown in the appraisal prepared in connection with origination of the Mortgage Loan (the “Appraised Value”). In the case of a Mortgage Loan to finance the purchase of a Mortgaged Property, the fair market value of the Mortgaged Property is the lesser of the purchase price paid by the borrower or the Appraised Value of the Mortgaged Property.

Multifamily Properties are generally subject to the following requirements:

•

no Mortgage Loan may be delinquent for more than 59 days within the 12-month period ending with the Cut-off Date;

•

no more than two payments may be 59 days or more delinquent during a three-year period ending on the Cut-off Date;

•

Mortgage Loans with respect to any single borrower may not exceed 5% of the aggregate principal balance of the Loans comprising the Primary Assets as of the Cut-off Date; and

•

the debt service coverage ratio for each Mortgage Loan (calculated as described in the prospectus supplement) will not be less than 1.1:1.

As specified in the prospectus supplement, “ARMs” or “Adjustable Rate Mortgages,” which provide for periodic adjustments in the interest rate component of the Scheduled Payment in accordance with an Index, will provide for a fixed initial Mortgage Rate for one or more Scheduled Payments. Thereafter, the Mortgage Rates will adjust periodically based, subject to the applicable limitations, on changes in the relevant Index described in the prospectus supplement, to a rate equal to the Index plus the Gross Margin, which is a fixed percentage spread over the Index established contractually for each ARM at the time of its origination. An ARM may be convertible into a fixed-rate Mortgage Loan. To the extent specified in the prospectus supplement, any ARM that is converted may be subject to repurchase by the servicer.

Adjustable mortgage rates can cause payment increases that some borrowers may find difficult to make. However, each of the ARMs may provide that its mortgage rate may not be adjusted to a rate above the applicable lifetime mortgage rate cap (the “Lifetime Mortgage Rate Cap”), if any, or below the applicable lifetime minimum mortgage rate (the “Minimum Mortgage Rate”), if any, for the ARM. In addition, certain of the ARMs provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period (the “Maximum Mortgage Rate Adjustment”). Some ARMs are payable in self-amortizing payments of principal and interest. Other ARMs (“Negatively Amortizing ARMs”) instead provide for limitations on changes in the Scheduled Payment to protect borrowers from payment increases due to rising interest rates.

These limitations can result in Scheduled Payments that are greater or less than the amount necessary to amortize a Negatively Amortizing ARM by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the Scheduled Payment is not sufficient to pay the interest accruing on a Negatively-Amortizing ARM, then the amount of interest accrued on the Stated Principal Balance thereof will exceed the amount of interest paid by the mortgagor in any month (such excess, “Deferred Interest”) which is added to the principal balance of the ARM, resulting in negative amortization, and will be repaid through future Scheduled Payments. If specified in the prospectus supplement, Negatively-Amortizing ARMs may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate.  The prospectus supplement will specify whether the ARMs comprising or underlying the Primary Assets are Negatively Amortizing ARMs.

The adjustable or variable index (the “Index”) applicable to any ARM comprising the Primary Assets may be one of the following indices:

•

U.S. Dollar LIBOR (“LIBOR”), which is the average of the London Interbank Offer Rate, a rate at which banks in London, England lend U.S. dollars to other banks in the U.S. dollar wholesale or interbank money markets for a specified duration.

•

EURIBOR (“EURIBOR”), which is the average of the Euro Interbank Offer Rate, a rate at which banks offer to lend Euros to other banks in the Euro wholesale or interbank money markets for a specified duration.

•

GBP LIBOR (“GBP LIBOR”), which is the average of the British Pounds Sterling London Interbank Offer Rate, a rate at which banks in London, England lend British Pounds Sterling to other banks in the British Pounds Sterling wholesale or interbank money markets for a specified duration.

•

London Interbank Offer Swap Rate (“LIBORSWAP”), a rate which is the difference between the negotiated and fixed rate of a swap, with the spread determined by characteristics of market supply and creditor worthiness.

•

SIBOR (“SIBOR”), which is the average of the Singapore Interbank Offer Rate, a rate at which banks in Asia lend U.S. dollars to other banks in the Singapore wholesale or interbank money markets for a specified duration.

•

Constant Maturity Treasury (“CMT”) Indices, which is an average yield on United States Treasury securities adjusted to a specified constant maturity, as by the Federal Reserve Board.

•

Treasury Bill (“T-Bill”) Indices, which is a rate based on the results of auctions that the U.S. Department of Treasury holds for its Treasury bills, notes or bonds or is derived from its daily yield curve.

•

Federal Funds Rate (“Fed Funds Rate”), which is the interest rate that banks charge each other on overnight loans made between them, as determined by the Federal Reserve Bank.

•

Prime Rate (“Prime Rate”) Index, which is an index based on the interest rate that banks charge to their most credit-worthy customers for short-term loans.  The Prime Rate may differ among financial institutions.

•

Monthly Treasury Average (“MTA”), which is a per annum rate equal to the 12-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board.

•

Cost of Funds Index (“COFI”), which is a weighted average cost of funds for savings institutions that are member institutions of various federal banking districts, most commonly by 11th District members of the Federal Home Loan Bank of San Francisco.

•

National Monthly Median Cost of Funds Index (“National Monthly Median COFI”), which is the median COFI of all federal banking districts, or the midpoint value, of institutions’ COFI ratios.

•

Cost of Savings Index (“COSI”), which is a weighted average of the rates of interest on the deposit accounts of the federally insured depository institution subsidiaries of Golden West Financial Corporation, which operates under the name World Savings.

•

Certificate of Deposit Indices (“CODI”), which are indices based on the averages of the nationally published secondary market interest rates on nationally traded certificates of deposit, as published by the Federal Reserve Board.  The certificates of deposit are issued by banks and other financial institutions and pay a fixed rate of interest for specified maturities.

•

National Average Contract Mortgage Rate (“National Average Contract Mortgage Rate”), which is an index based on a weighted average rate of initial mortgage interest rates paid by home buyers for conventional fixed and adjustable rate single-family homes reported by a sample of mortgage lenders for loans closed for the last five working days of the month.  The weightings are determined by the type, size and location of the lender and is reported monthly by the Federal Housing Finance Board.

•

Federal Home Loan Bank Index (“FHLB Index”), which is which is the average interest rate that member banks pay when they borrow money from a Federal Home Loan Bank.

The Indices described above which are applicable to the Primary Assets for a trust fund will be disclosed in the related prospectus supplement.

Certain of the Mortgage Loans may be Reverse Mortgage Loans, which are fixed or variable rate Mortgage Loans that do not provide for monthly payments of principal and interest by the borrower. Instead, these Mortgage Loans will provide generally either for the accrual of interest on a monthly basis and the repayment of principal, interest and, in some cases, certain amounts calculated by reference to the value, or the appreciation in value of the related Mortgaged Property, or for payment in lieu of interest of an amount calculated by reference to the appreciation in value of the related Mortgaged Property, in each case upon the occurrence of specified maturity events. Maturity events generally include:

•

the death of the borrower, or the last living of two co-borrowers;

•

the borrower, or the last living of two co-borrowers, ceasing to use the related Mortgaged Property as his or her principal residence; or

•

the sale of the related Mortgaged Property.

The maturity of this type of Mortgage Loan may be accelerated upon the occurrence of certain events, such as deterioration in the condition of the Mortgaged Property.

Certain of the Mortgage Loans may be Shared Appreciation Mortgage Loans, which are fixed rate Mortgage Loans under which the borrower is obligated to pay, in addition to principal and interest at an interest rate calculated as provided in the related Mortgage Note, a portion of the appreciation in value (or the appreciated value) of the related Mortgaged Property.  If so specified in the related prospectus supplement, the related seller may retain or convey to another entity the right to receive the shared appreciation payment and any applicable prepayment premiums with respect to a Shared Appreciation Mortgage Loans that is conveyed to the related trust fund.  The prospectus supplement for a series will disclose the aggregate principal balance of Shared Appreciation Mortgage Loans included in the trust fund and whether the trust fund holds the right to receive the related shared appreciation payments and prepayment premiums.

As more fully described in the related prospectus supplement, interest on each revolving credit line Home Equity Loan may be computed and payable monthly on the average daily outstanding principal balance of the Home Equity Loan. Principal amounts on the revolving credit line Home Equity Loans may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line Home Equity Loan from time to time. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line Home Equity Loans will automatically become part of the trust fund for a series. As a result, the aggregate balance of the revolving credit line Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to the balances on the revolving credit line Home Equity Loans. The amounts of draws and payments on the revolving credit line Home Equity Loans will usually differ each day. The full principal amount of a closed-end Home Equity Loan is advanced at origination of the Home Equity Loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the Home Equity Loan at its stated maturity. As more fully described in the related prospectus supplement, interest on each Home Equity Loan is calculated on the basis of the outstanding principal balance of the loan multiplied by its Home Equity Loan rate and further multiplied by a fraction described in the related prospectus supplement. The original terms to stated maturity of the Home Equity Loans generally will not exceed 360 months, but may be greater than 360 months if so specified in the related prospectus supplement. If described in the related prospectus supplement, under either a revolving credit line Home Equity Loan or a closed-end Home Equity Loan, a borrower may choose an interest-only payment option and is obligated to pay only the amount of interest that accrues on the loan during the billing cycle. An interest-only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Home Equity Loan.

The prospectus supplement for each series of Securities will provide information about the Mortgage Loans, as of the Cut-off Date, including:

(1)

the percentage of Mortgage Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Property, Multifamily Property, Cooperative Dwellings, investment property and vacation or second homes and if applicable, any other type of Mortgage Loan;

(2)

the aggregate outstanding principal balance and average outstanding principal balance of the Mortgage Loans;

(3)

the weighted average Mortgage Rate of the Mortgage Loans, and, in the case of ARMs, the weighted average of the current mortgage rates and the Lifetime Mortgage Rate Caps, if any;

(4)

if applicable, the aggregate of any capitalized or uncapitalized accrued interest on the Mortgage Loans;

(5)

the range of the age or seasoning of the Mortgage Loans, including the weighted average thereof;

(6)

the weighted average term-to-stated maturity of the Mortgage Loans and the range of remaining terms-to-stated maturity;

(7)

the Servicer distribution, if different Servicers are servicing the Mortgage Loans;

(8)

the amortization period;

(9)

the purpose of the Mortgage Loan;

(10)

the range of Loan-to-Value Ratios for the Mortgage Loans and if applicable, combined Loan-to-Value Ratios;

(11)

the relative percentage (by outstanding principal balance as of the Cut-off Date) of Mortgage Loans that are ARMs, Cooperative Loans, Conventional Loans, FHA Term Loans, HECM Loans and VA Loans;

(12)

the percentage of Mortgage Loans (by outstanding principal balance as of the Cut-off Date) that are not covered by primary mortgage insurance policies;

(13)

any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Mortgage Loans;

(14)

the geographic distribution of the Mortgaged Properties securing the Mortgage Loans;

(15)

the number and range of any prepayment premiums or any other similar fees;

(16)

the originator distribution of originators that originated 10% or more of the Mortgage Loans, if more than one originator originated the Mortgage Loans in the trust fund;

(17)

the level and type of origination documentation provided for the Mortgage Loans; and

(18)

the range of credit scores applicable to the borrowers of the related Mortgage Loans.

If information of the type described above respecting the Mortgage Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within four days after the initial issuance of the Securities.

Balloon Loans

A borrower’s ability to pay the balloon amount at maturity, which may be a substantial amount, will typically depend on the borrower’s ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan.  The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including without limitation real estate values, the borrower’s financial situation, the level of available mortgage loan interest rates, the borrower’s equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan.

Simple Interest Loans

If specified in the related prospectus supplement, a portion of the Loans underlying a series of securities may be simple interest loans.  A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment.  Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan.  As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance.  Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.  On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less.  If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled.  However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled.  If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment.  The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

Monthly payments on most Loans are computed and applied on an actuarial basis.  Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

Participation Interests

If specified in the related prospectus supplement, a portion of the Loans underlying a series of Securities may be participation interests in residential, multifamily or mixed use Mortgage Loans, established under a participation agreement.  Each participation interest will represent an entitlement to interest and principal payments on a single Mortgage Loan.  The related trust fund will own the related entitlement, and the entitlement to the remaining interest and principal payments on the related Mortgage Loan will not be owned by the trust fund.  Under the related participation agreement, there will be a single servicer that services the related Mortgage Loan on behalf of all of the respective owners, and the mortgage file for each Mortgage Loan will be held by a single custodian or trustee on behalf of all of the respective owners.  Under the related participation agreement, the servicer will be obligated to service the Mortgage Loan in accordance with accepted servicing practices for that mortgage loan type.  All collections received as to that Mortgage Loan will be promptly remitted to the respective owners of the participation interests.  The servicer will not make advances for delinquent scheduled payments.  No credit enhancement will be provided under the participation agreement.  Participation arrangements of this type will be used in connection with comparatively larger balance Mortgage Loans, to allow for multiple interests in the loan to be held by different asset pools (or other investors).  Any offering of a series of Securities backed by participation interests will be made in compliance with Rule 190(a) or 190(c) under the Securities Act.

Home Improvement Loans

The Primary Assets in a trust fund for a series of Securities may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements (“Home Improvement Loans”) originated by a home improvement contractor in the ordinary course of business.  As specified in the related prospectus supplement, the Home Improvement Loans will either be unsecured or secured by the mortgages which are generally subordinate to other mortgages on the same mortgaged property or by purchase money security interest in the home improvements financed thereby.  The Home Improvement Loans may be fully amortizing or provide for a balloon payment, may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

The home improvements securing the Home Improvement Loans may include, among other things, but will not be limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

If applicable, the initial loan-to-value ratio of a Home Improvement Loan will be computed in the manner described in the related prospectus supplement.

The prospectus supplement for each series of Securities will provide information about the Home Improvement Loans, as of the Cut-off Date, including:

(1)

the percentage of Home Improvement Loans that are secured or unsecured;

(2)

the aggregate outstanding principal balance and average outstanding principal balance of the Home Improvement Loans;

(3)

the weighted average interest rate of the Home Improvement Loans;

(4)

the range of the age or seasoning of the Home Improvement Loans, including the weighted average thereof;

(5)

the weighted average term-to-stated maturity of the Home Improvement Loans and the range of remaining terms-to-stated maturity;

(6)

the Servicer distribution, if different Servicers are servicing the Home Improvement Loans;

(7)

the amortization period;

(8)

the purpose of the Home Improvement Loan;

(9)

the range of Loan-to-Value Ratios for the Home Improvement Loans and if applicable, combined Loan-to-Value Ratios;

(10)

the originator distribution of originators that originated 10% or more of the Home Improvement Loans, if more than one originator originated the Home Improvement Loans in the trust fund;

(11)

the level and type of origination documentation provided for the Home Improvement Loans; and

(12)

the range of credit scores applicable to the borrowers of the related Home Improvement Loans.

If information of the type described above respecting the Home Improvement Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within four days after the initial issuance of the Securities.

Commercial, Multifamily and Mixed Use Mortgage Loans

The Mortgage Loans may include Mortgage Loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in commercial real property (“Commercial Mortgage Loans”), multifamily residential property (“Multifamily Mortgage Loans” ), and/or mixed residential and commercial property (“Mixed Use Mortgage Loans”), and related property and interests.

Certain of the Commercial, Multifamily and Mixed Use Mortgage Loans may be simple interest loans, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears.

Commercial, Multifamily and Mixed Use Mortgage Loans also may be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both, and/or other collateral.  Pursuant to an assignment of leases and rents, the related borrower assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower.  State law may limit the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed.  See “Legal Aspects of Loans — Leases and Rents.”

Certain of the Commercial, Multifamily and Mixed Use Mortgage Loans may require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including repairs to the Mortgaged Property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies.  In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit.  These amounts may be held in a custodial account by the applicable servicer or an agent.  The loan documents will generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

Such amounts may not continue to be escrowed in the future.  In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease.  Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events.  In the event of default by a borrower, amounts in a related reserve account may generally be applied to pay amounts owed on the mortgage loan.

Originators of Commercial, Multifamily and Mixed Use Mortgage Loans may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, which may apply varying underwriting criteria in connection with originating Mortgage Loans.

Commercial, multifamily and mixed use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending.  Commercial, multifamily and mixed use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans.  Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project.  If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower’s ability to repay the loan may be impaired.  Commercial, multifamily and mixed use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions.  Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, that affect the future cash flow of the property.  Corresponding to the greater lending risk is a generally higher interest rate applicable to commercial, multifamily and mixed use real estate lending.

A borrower (or the borrowers) under a Commercial, Multifamily or Mixed Use Mortgage Loan may be one or more individuals or may be a corporation or other registered organization.  In some cases a borrower, such as a special purpose entity, will have no material assets other than the mortgaged property.  In addition, in some cases the loans will have been made on a non-recourse basis — in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

There are various risks associated with different types of commercial, multifamily and mixed use loans.  For example, the performance of a multifamily loan and the value of the related mortgaged property may be affected by many factors, including:

•

local and regional economic conditions;

•

the physical condition of the property;

•

the types of services and amenities provided;

•

the tenant population — i.e., predominantly students or elderly persons, or workers in a particular industry;

•

availability of alternative rental properties;

•

changes in the surrounding neighborhood;

•

management;

•

the level of mortgage interest rates;

•

dependence upon government rent subsidies;

•

any applicable rent control laws; and

•

state and local regulations.

The performance of a commercial loan secured by one or more retail properties and the value of the related mortgaged property may be affected by many factors, including:

•

the quality and success of a retail property’s tenants;

•

closing of a major store in the shopping center where the related property is located;

•

changes in consumer preferences;

•

declines in consumer spending;

•

competition from local merchants and from catalog and internet retailers; and

•

product obsolescence.

The performance of a commercial loan secured by one or more office properties and the value of the related mortgaged property may be affected by many factors, including:

•

quality and nature of tenants;

•

tenant concentration — i.e., predominantly high tech firms, law firms, government agencies, etc.;

•

the physical condition of the property;

•

the types of services and amenities provided;

•

changes in the surrounding neighborhood; and

•

availability of alternative office space.

The performance of a commercial loan secured by one or more industrial properties and the value of the related mortgaged property may be affected by many factors, including:

•

the design and adaptability of the building;

•

success or failure of the business of the tenant, which is frequently the sole tenant of the property;

•

availability of alternative space; and

•

quality of the local and regional transportation system.

The value of a commercial, multifamily or mixed use property may also be affected by a variety of other factors.  In general, such factors as location, changing demographics or traffic patterns, increases in operating expenses, competitive factors and economic conditions generally, among others, may affect the value of a commercial property.

Hospitals, nursing homes and other health care properties may receive a substantial portion of their revenues from government programs, which are subject to statutory and regulatory changes and funding limitations.  With respect to commercial, multifamily and mixed use loans generally, such factors as the management skill, experience and financial resources of the operator (which may be other than the borrower), national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due.

Leasehold mortgages are subject to risks not associated with mortgage loans secured by a lien on the fee estate of a borrower.  If the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security.  However, such leases generally require the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, and permit the leasehold estate to be assigned to and by the leasehold mortgagee.

The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to commercial and mixed use loans than with respect to residential mortgage loans.  Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup.  In several states, such a lien has priority over the lien of an existing mortgage against such property.  In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), a lender may be liable, as an “owner” or “operator,” for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner.  See “Legal Aspects of Loans — Environmental Considerations.”  A lender also risks such liability on foreclosure of the mortgage.  Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower.  In addition, certain environmental laws impose liability for releases of asbestos into the air.  Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead paint, radon or other hazardous substances.  Property owners in some areas have been subject to liability claims associated with mold.

No single Commercial, Multifamily or Mixed Use Mortgage Loan will have a principal balance equal as of the applicable cut-off date to ten percent of more of the total principal balance of the Mortgage Loans in the related trust.

Private Mortgage-Backed Securities

General

The trust fund for a series may consist of Private Mortgage-Backed Securities, which include:

•

mortgage pass-through certificates, evidencing an undivided interest in a pool of Loans or Agency Certificates; or

•

collateralized mortgage obligations secured by Loans or Agency Certificates.

The depositor will register the offering of the relevant Private Mortgage-Backed Securities as a primary offering of such securities, unless the Private Mortgage-Backed Securities are themselves exempt from registration under the Securities Act.  The offering of Private Mortgage-Backed Securities included in a trust fund will not be separately registered if all of the following are true:

(1) neither the issuer of the Private Mortgage-Backed Securities nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the Private Mortgage-Backed Securities and the related trust fund;

(2) neither the issuer of the Private Mortgage-Backed Securities nor any of its affiliates is an affiliate of the depositor, Sponsor, issuing entity or any underwriter relating to such trust fund and series of Securities; and

(3) the depositor would be free to publicly resell the Private Mortgage-Backed Securities without registration under the Securities Act.

If all the conditions for the Private Mortgage-Backed Securities described above are not met, the offering of the relevant Private Mortgage-Backed Securities itself will be registered as a primary offering of such securities under the Securities Act in accordance with the following:

•

the prospectus supplement for the offering of the related series of Securities will describe the plan of distribution for both the Private Mortgage-Backed Securities and the Securities related to that trust fund;

•

the prospectus relating to the offering of the Private Mortgage-Backed Securities will be delivered simultaneously with the delivery of the prospectus supplement relating to the offering of the related series of Securities, and the prospectus supplement for the related series of Securities will include disclosure that the prospectus for the offering of the Private Mortgage-Backed Securities will be delivered along with, or is combined with, the prospectus for the offering of the related series of Securities;

•

the prospectus supplement for the offering of the related series of Securities will identify the issuing entity, depositor, sponsor and each underwriter for the offering of the that series of Securities as an underwriter for the offering of the Private Mortgage-Backed Securities;

•

neither the prospectus relating to the offering of the Private Mortgage-Backed Securities nor the prospectus supplement for the offering of the related series of Securities will disclaim or limit responsibility by the issuing entity, sponsor, depositor, trustee or any underwriter for information regarding the Private Mortgage-Backed Securities; and

•

if the offering of the Securities and the Private Mortgage-Backed Securities is not made on a firm commitment basis, the issuing entity or the underwriters for the offering of the Securities will distribute a preliminary prospectus for both the offering of the Private Mortgage-Backed Securities and the offering of the related series of Securities, that identifies the issuer of the Private Mortgage-Backed Securities and the expected amount of the issuer’s Private Mortgage-Backed Securities that is to be included in the trust fund to any person who is expected to receive a confirmation of sale of the related Securities at least 48 hours prior to sending such confirmation.

Private Mortgage-Backed Securities are issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (a “PMBS Agreement”). The seller/servicer of the underlying Loans, or the issuer of the collateralized mortgage obligations, as the case may be, enters into the PMBS Agreement with the trustee under the PMBS Agreement (the “PMBS Trustee”). The PMBS Trustee or its agent, or a custodian, possesses the Loans underlying the Private Mortgage-Backed Security. Loans underlying a Private Mortgage-Backed Security are serviced by a servicer (the “PMBS Servicer”) directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer.  The PMBS Servicer will generally be a Fannie Mae or Freddie Mac approved servicer and, if FHA Term Loans or HECM Loans underlie the Private Mortgage-Backed Securities, will be approved by the United States Department of Housing and Urban Development (“HUD”) as an FHA mortgagee.

The issuer of the Private Mortgage-Backed Securities (the “PMBS Issuer”) will be a financial institution or other entity engaged generally in the business of mortgage lending; a public agency or instrumentality of a state, local or federal government; a limited purpose corporation or other entity organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts, and selling beneficial interests in the trusts; or one of the trusts. If specified in the prospectus supplement, the PMBS Issuer may be an affiliate of the depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the prospectus supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage- Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the prospectus supplement.

Underlying Loans

The Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Loans or GEM Loans, GPM Loans, Buy-Down Loans, Bi-Weekly Loans, ARMs, or Loans having balloon or other irregular payment features.  Loans may be secured by Single Family Property, Multifamily Property, Manufactured Homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related Cooperative. Loans underlying the Private Mortgage-Backed Securities will be of a type described in the prospectus supplement. Except as otherwise specified in the prospectus supplement:

•

each Mortgage Loan secured by a Single Family Property and having a Loan- to-Value Ratio in excess of 80% at origination may be covered by a primary mortgage insurance policy;

•

each Loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years;

•

no Loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement;

•

each Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy); and

•

each Loan (other than a Cooperative Loan or a Loan secured by a Manufactured Home) will be covered by a title insurance policy.

Credit Support Relating to Private Mortgage-Backed Securities

Credit support in the form of Reserve Funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, mortgage insurance, hazard insurance and other insurance policies (“Insurance Policies”) required to be maintained with respect to Securities, Loans, or Private Mortgage-Backed Securities or other types of credit support may be provided with respect to the Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of credit support will depend on certain characteristics of the Loans and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the Rating Agency.

Additional Information

The prospectus supplement for a series of Securities for which the trust fund includes Private Mortgage-Backed Securities will specify, to the extent material:

•

the aggregate approximate principal amount and type of the Agency Certificates and Private Mortgage-Backed Securities to be included in the trust fund;

•

certain characteristics of the Agency Certificates or Loans that comprise the underlying assets for the Private Mortgage-Backed Securities including, (1) the payment features of Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (2) the approximate aggregate principal balance, if known, of underlying Loans insured or guaranteed by a governmental entity, (3) the servicing fee or range of servicing fees with respect to the Loans, and (4) the minimum and maximum stated maturities of the underlying Loans at origination;

•

the interest rate or range of interest rates of the Private Mortgage-Backed Securities;

•

the weighted average interest rate of the Private Mortgage-Backed Securities;

•

the PMBS Issuer, the PMBS Servicer and the PMBS Trustee for the Private Mortgage-Backed Securities;

•

certain characteristics of credit support, if any, such as Reserve Funds, Insurance Policies, letters of credit or guarantees relating to the Loans underlying the Private Mortgage-Backed Securities or to the Private Mortgage-Backed Securities themselves;

•

the terms on which the underlying Loans for the Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities; and

•

the terms on which Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

If information of the type described above regarding the Private Mortgage-Backed Securities or Agency Certificates is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within four days after the initial issuance of the Securities.

Ginnie Mae Certificates

General

The Ginnie Mae certificates will be “fully modified pass-through” mortgage-backed certificates issued and serviced by Ginnie Mae-approved issuers of Ginnie Mae certificates (the “Ginnie Mae Servicers”) under the Ginnie Mae I and/or the Ginnie Mae II program. The full and timely payment of principal of and interest on the Ginnie Mae certificates is guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States of America. The Ginnie Mae certificates will be based on and backed by a pool of eligible mortgage loans and will provide for the payment by or on behalf of the Ginnie Mae Servicer to the registered holder of the Ginnie Mae certificate of monthly payments of principal and interest equal to the aggregated amount of the monthly constant principal and interest payments on each mortgage loan, less servicing and guarantee fees aggregating the excess of the interest on the mortgage loans over the Ginnie Mae certificate’s pass-through rate. Each repayment to a holder of a Ginnie Mae certificate will include pass-through payments of any prepayments of principal of the mortgage loans underlying the Ginnie Mae certificate and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan.

The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the Ginnie Mae Servicer, the depositor or any affiliate of the depositor, and the only recourse of a registered holder, such as the trustee or its nominee, is to enforce the guarantee of Ginnie Mae.

Ginnie Mae approves the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement (the “Guaranty Agreement”) between Ginnie Mae and the Ginnie Mae Servicer of the Ginnie Mae certificate. Pursuant to the Guaranty Agreement, the Ginnie Mae Servicer is required to advance its own funds in order to make timely payments of all amounts due on the Ginnie Mae certificate, whether or not the payments received by the Ginnie Mae Servicer on the underlying mortgage loans equal the amounts due on the Ginnie Mae certificate. If a Ginnie Mae Servicer is unable to make a payment as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae Servicer and the Ginnie Mae Servicer fails to notify and request Ginnie Mae to make a payment, the holder of the Ginnie Mae certificate has recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates, may proceed directly against Ginnie Mae under the terms of any Ginnie Mae certificate or the Guaranty Agreement relating to the Ginnie Mae certificate for any amounts that are not paid under the Ginnie Mae certificate.

Monthly installment payments on a Ginnie Mae certificate will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the mortgage loans backing the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installment on the Ginnie Mae certificate is due. The monthly installments on the Ginnie Mae certificate will be paid each month to the trustee or its nominee as registered holder. In addition, any principal prepayments or any other early recovery of principal on the mortgage loans backing the Ginnie Mae certificate received during any month will be passed through to the registered holder of the Ginnie Mae certificate the following month.

With respect to Ginnie Mae certificates issued under the Ginnie Mae I program, the Ginnie Mae Servicer must make scheduled monthly payments of principal and interest, plus pass-throughs of prepayments of principal and proceeds of foreclosures and other dispositions of the mortgage loans, to registered holders no later than the fifteenth day of each month. Ginnie Mae certificates issued under the Ginnie Mae II program provide for payments to be mailed to registered holders by the paying agent, no later than the twentieth day of each month. A further difference between the two programs is that, under the Ginnie Mae I program single issuer approach, an individual Ginnie Mae issuer assembles a pool of mortgages against which it issues and markets Ginnie Mae I certificates while, under the Ginnie Mae II program, multiple issuer pools may be formed through the aggregation of loan packages of more than one Ginnie Mae issuer. Under this option, packages submitted by various Ginnie Mae issuers for a particular issue date and interest rate are aggregated into a single pool that backs a single issue of Ginnie Mae II certificates. However, single issuer pools may be formed under the Ginnie Mae II program as well.

The Underlying Mortgage Loans

Mortgage loans underlying the Ginnie Mae certificates included in the trust fund for a series will consist of FHA Term Loans, HECM Loans, housing loans partially guaranteed by the VA (“VA Loans”) and/or other types of mortgage loans described in this prospectus, all of which are assumable by a purchaser.  Ginnie Mae certificates securing a series may be backed by level payment mortgage loans, Ginnie Mae Loans, GEM Loans or Buy-Down Loans or adjustable rate mortgage loans or other mortgage loans eligible for inclusion in a Ginnie Mae certificate.  The mortgage loans may be secured by Manufactured Homes, Single Family Property or Multifamily Property.

All mortgages underlying any Ginnie Mae certificate issued under the Ginnie Mae I program must have the same annual interest rate (except for pools of loans secured by manufactured homes). The annual interest rate on such Ginnie Mae certificate is equal to one-half percentage point less than the annual interest rate on the mortgage loans backing the Ginnie Mae certificate.

Mortgages underlying a Ginnie Mae certificate issued under the Ginnie Mae II program may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each Ginnie Mae II certificate is between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae certificate.

The Ginnie Mae certificates included in the trust fund for a series may have other characteristics and terms different from those described above, so long as the Ginnie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of that series. The Ginnie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

Ginnie Mae

The Government National Mortgage Association (“Ginnie Mae”) is a wholly owned corporate instrumentality of the United States of America. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the “Housing Act”) authorizes Ginnie Mae to guarantee the timely payment of the principal of and the interest on Ginnie Mae certificates, which are based on and backed by a pool of mortgages insured by the Federal Housing Administration, a division of HUD (“FHA”) under the Housing Act or Title V of the Housing Act of 1949, or partially guaranteed by the Veterans Administration (“VA”) under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code, or by other eligible mortgage loans.

Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection.” To meet its obligations under the guarantees, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

Fannie Mae Certificates

General

Fannie Mae certificates are either Guaranteed Mortgage Pass-Through Certificates, Stripped Mortgage Backed Securities or Guaranteed REMIC Pass-Through Certificates. Fannie Mae certificates represent factional undivided interests in a pool of mortgage loans formed by Fannie Mae. Unless otherwise specified in the prospectus supplement, each pool consists of mortgage loans secured by a first lien on a one-to four-family residential property. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria set forth under the Fannie Mae purchase program.

Fannie Mae guarantees to each holder of a Fannie Mae certificate that it will distribute amounts representing scheduled principal and interest (at the rate provided for by the Fannie Mae certificate) on the mortgage loans in the pool represented by the Fannie Mae certificate, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are neither backed by nor entitled to the full faith and credit of the United States of America. If Fannie Mae were unable to satisfy those obligations, distributions on Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions on the Fannie Mae certificates and could adversely affect the payments on the Securities of a series secured by the Fannie Mae certificates.

Unless otherwise specified in the prospectus supplement, Fannie Mae certificates evidencing interests in pools formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing GPM Loans or mortgage loans secured by multifamily projects) will be available in book-entry form only. Distributions of principal of and interest on each Fannie Mae certificate will be made by Fannie Mae on the twenty-fifth day of each month to the persons in whose name the Fannie Mae certificates are entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions will be made by wire; with respect to Fannie Mae certificates issued in fully registered form, distributions will be made by check.

The Underlying Mortgage Loans

Mortgage loans underlying Fannie Mae certificates in the trust fund for a series will generally consist of:

•

fixed-rate level payment mortgage loans that are not insured or guaranteed by any governmental agency (“Conventional Loans”);

•

fixed-rate level payment FHA Term Loans or VA Loans;

•

adjustable rate mortgage loans;

•

GEM Loans, Buy-Down Loans or GPM Loans; and

•

mortgage loans secured by one-to-four family attached or detached residential housing, including Cooperative Dwellings (“Single Family Property”) or by multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units (“Multifamily Properties”).

Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program. The original maturities of substantially all of the fixed rate level payment Conventional Mortgage Loans are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Term Loans or VA Loans are expected to be 30 years.

Fannie Mae Stripped Mortgage Backed Securities are issued by Fannie Mae in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and/or interest distributions (adjusted to the series pass-through rate) on the underlying pool of mortgage loans.  The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions (adjusted to the series pass-through rate) on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae Stripped Mortgage Backed Securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans. The Guaranteed REMIC Pass-Through Certificates are multiple-class pass-through certificates (representing beneficial interests in a pool consisting primarily of Fannie Mae or Ginnie Mae certificates) as to which Fannie Mae has elected REMIC status for federal income tax purposes.

The rate of interest payable on a Fannie Mae certificate (and the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed Security) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guarantee fee.

The trust fund for a series of Securities may include Fannie Mae certificates having characteristics and terms different from those described above, so long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the series. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

Fannie Mae

Fannie Mae (“Fannie Mae”) is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (12 U.S.C. Section 1716 et seq.). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from any capital market investors that may not ordinarily invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage backed securities, primarily in exchange for pools of mortgage loans from lenders. See “Additional Information” for the availability of further information with respect to Fannie Mae and Fannie Mae certificates.

Freddie Mac Certificates

General

The Freddie Mac certificates represent an undivided interest in a group of mortgages or participations in mortgages (a “PC Pool”) purchased by Freddie Mac. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement and may be issued under either Freddie Mac’s “Cash Program” or “Guarantor Program” or may be Multiclass Mortgage Participation Certificates (Guaranteed) representing multiple classes of certificates of beneficial interest in a pool consisting primarily of Freddie Mac certificates.

The Freddie Mac certificates will be guaranteed by Freddie Mac as to the timely payment of interest at the applicable Freddie Mac certificate rate on the holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans, whether or not received. Freddie Mac also guarantees payment of principal on the underlying mortgage loans, without any offset or deduction, to the extent of the registered holder’s pro rata share thereof, but does not, except with respect to “Scheduled Principal” Freddie Mac certificates issued under the Guarantor Program, guarantee the timely payment of scheduled principal. Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution.

Pursuant to its guarantee, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than:

•

30 days following foreclosure sale;

•

30 days following payment of the claim by any mortgage insurer; or

•

30 days following the expiration of any right of redemption.

In any event, Freddie Mac must remit the guarantee amount no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgages that Freddie Mac has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

Holders of Freddie Mac certificates are entitled to receive their pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, including repayments of principal resulting from acquisition by Freddie Mac of the real property securing the mortgage. Freddie Mac is required to remit to each holder its pro rata share of principal payments on the underlying mortgage loans, interest at an applicable Freddie Mac certificate rate and any other sums, such as prepayment fees, within 60 days of the date on which Freddie Mac is deemed to receive the payments.

Under Freddie Mac’s Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guarantee income as agreed upon between the seller and Freddie Mac.

Freddie Mac certificates are not guaranteed by, and do not constitute debts or obligations of, either the United States of America or any Federal Home Loan Bank. If Freddie Mac were unable to satisfy those obligations, distributions on Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans, and, accordingly, delinquencies and defaults would affect monthly distributions on the Freddie Mac certificates and could adversely affect distributions on the Securities of the related series.

Requests for registration of ownership of Freddie Mac certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, the Federal Reserve Bank of New York maintains book-entry accounts with respect thereto and makes payments of interest and principal each month to holders in accordance with the holders’ instructions. The first payment to a holder of a Freddie Mac certificate will normally be received by the holder by the 15th day of the second month following the month in which the holder became a holder of the Freddie Mac certificate. Thereafter, payments will normally be received by the 15th day of each month.

The Underlying Mortgage Loans

Unless otherwise specified in the prospectus supplement, each PC Pool underlying the Freddie Mac certificates in the trust fund for a series will consist of first lien, fixed-rate, fully amortizing, conventional residential mortgages or participation interests therein. Unless otherwise specified in the prospectus supplement, all of the mortgage loans evidenced by a Freddie Mac certificate are conventional mortgages and therefore do not have the benefit of any guarantee or insurance by, and are not obligations of, the United States of America. All mortgages purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act (as defined below).

The trust fund for a series may include Freddie Mac certificates having other characteristics and terms different from those described above, so long as the Freddie Mac certificates and the underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of the series. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

Freddie Mac

The Federal Home Loan Mortgage Corporation (“Freddie Mac”) is a corporate instrumentality of the United States of America created pursuant to an Act of Congress (Title III of the Emergency Home Finance Act of 1970, as amended, 12 U.S.C. ss.1451-1459) on July 24, 1970 (the “Freddie Mac Act”). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It provides an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages.  The principal activity of Freddie Mac consists of the purchase of first lien, conventional, residential mortgage loans and participation interests in mortgage loans from mortgage lending institutions and the resale of the whole loans and participations so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac certificates. All mortgage loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors. See “Additional Information” for the availability of further information with respect to Freddie Mac and Freddie Mac certificates.

Pre-Funding Arrangements

The depositor may be required to deposit cash into a pre-funding account on the issuance date. To the extent provided in the prospectus supplement for a series, the related Agreements may provide for a commitment by the depositor to subsequently convey to the trust fund additional Primary Assets or additional advances in respect of Mortgage Loans that comprise existing Primary Assets (“Subsequent Primary Assets”) following the date on which the Securities are issued (a “Pre-Funding Arrangement”). The Pre-Funding Arrangement will require that any Subsequent Primary Assets included in the trust fund conform to the requirements and conditions provided in the related Agreements. If a Pre-Funding Arrangement is utilized, on the closing date for the issuance of the Securities, the trustee will be required to deposit in a segregated account (a “Pre-Funding Account”) all or a portion of the proceeds received by the trustee in connection with the sale of one or more classes of Securities of the series. Subsequently, the trust fund will acquire Subsequent Primary Assets in exchange for the release of money from the Pre-Funding Account. The Pre-Funding Arrangement will be limited to a specified period, generally not to exceed three months, during which time any transfers of Subsequent Primary Assets must occur.

If all of the funds originally deposited in the Pre-Funding Account are not used by the end of any specified period, then any remaining amount will be applied as a mandatory prepayment of a class or classes of Securities, as specified in the prospectus supplement. Although we expect that substantially all of the funds in the Pre-Funding Account will be used to acquire Subsequent Primary Assets, so that there will be no material principal distributions from amounts remaining on deposit in the Pre-Funding Account, we cannot assure you that such a distribution will not occur on the Distribution Date following the end of the Pre-Funding Arrangement.

Amounts on deposit in the Pre-Funding Account will be invested as provided in the related Agreements in investments permitted by the Rating Agencies.

Revolving Period Arrangements

If provided in the related prospectus supplement for a series, the trustee or the securities administrator may deposit a specified portion of interest, principal and/or excess interest collected from the Primary Assets in the trust fund into an account established and maintained by it (the “Revolving Account”), instead of distributing such amounts to securityholders.  On the Distribution Date that such amounts are deposited into the Revolving Account, the depositor will apply such amounts to acquire additional Primary Assets following the date on which the Securities are issued (a “Revolving Period Arrangement”).  The depositor will subsequently convey to the trust fund such additional Primary Assets or additional advances in respect of Mortgage Loans that comprise existing Primary Assets (“Revolving Primary Assets”).  The Revolving Period Arrangement will require that any Revolving Primary Assets included in the trust fund conform to the requirements and conditions provided in the related Agreements.  The Revolving Period Arrangement will be limited to the period specified in the related prospectus supplement during which time any acquisition of Revolving Primary Assets must occur.

If all of the funds deposited in the Revolving Account are not used to acquire Revolving Primary Assets on the Distribution Date such amounts were deposited in the Revolving Account, then any remaining amount will be paid on that Distribution Date to securityholders as interest, principal and/or excess interest, as specified in the prospectus supplement.

Collection Account, Securities Administration Account and Distribution Account

The trustee, or the master servicer in its own name for the benefit of the trustee and the securityholders, will establish a separate Collection Account for each series, for deposit of all distributions received with respect to the Primary Assets for the series, any initial cash deposit, and reinvestment income.  If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Collection Account will be credited to the Collection Account, and any loss resulting from the investments will be charged to the Collection Account. Reinvestment income may, however, be payable to the trustee, the master servicer or a servicer as additional compensation. See “Servicing of Loans” and “The Agreements — Investment of Funds.” In this case, the reinvestment income would not be included in calculation of the Available Distribution Amount. See “Description of the Securities — Distributions on the Securities.”

Funds on deposit in the Collection Account will be available for remittance to the trustee for deposit into the Distribution Account (or, if applicable, to the securities administrator for remittance into the Securities Administration Account) to the extent of the Available Distribution Amount and for certain other payments provided for in the Agreements. Unless otherwise specified in the prospectus supplement, amounts in the Collection Account constituting reinvestment income payable to the master servicer as additional servicing compensation or for the reimbursement of advances or expenses, amounts in respect of any excess servicing fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the trustee for deposit into the Distribution Account or to the securities administrator for deposit into the Securities Administration Account, as applicable.

If specified in the related prospectus supplement, a separate Securities Administration Account will be established by the securities administrator in its own name for the benefit of the securityholders into which all funds received from the master servicer will be deposited, pending remittance to the trustee for deposit in the Distribution Account. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Securities Administration Account will be credited to the Securities Administration Account, and any loss resulting from the investments will be charged to the Securities Administration Account.  Reinvestment income, may, however, be payable to the securities administrator , the trustee or the master servicer as additional compensation.  See also “The Agreements — Securities Administration Account.”

A separate Distribution Account will be established by the trustee in the name of the trustee for the benefit of the securityholders into which all funds received from the master servicer (or servicer) or securities administrator, as applicable, and all required withdrawals from any reserve funds for the related series will be deposited, pending distribution to the securityholders. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Distribution Account will be credited to the Distribution Account, and any loss resulting from the investments will be charged to the Distribution Account. Reinvestment income, may, however, be payable to the trustee or the master servicer as additional compensation. On each Distribution Date, all funds on deposit in the Distribution Account, subject to certain permitted withdrawals by the trustee as set forth in the Agreements, will be available for remittance to the securityholders. See also “The Agreements — Distribution Account.”

Other Funds or Accounts

A trust fund may include other funds and accounts or a security interest in certain funds and accounts for the purpose of, among other things, paying certain administrative fees and expenses of the trust and accumulating funds pending their distribution. If specified in the prospectus supplement, certain funds may be established with the trustee with respect to Buy-Down Loans, GPM Loans, or other Loans having special payment features included in the trust fund in addition to or in lieu of any similar funds to be held by the servicer. See “Servicing of Loans — Collection Procedures; Escrow Accounts” and “— Deposits to and Withdrawals from the Collection Account.” If Private Mortgage-Backed Securities are backed by GPM Loans, and the asset value with respect to a Multi-Class Series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established that will be similar to that which would be established if GPM Loans constituted the Primary Assets. See “Servicing of Loans — Deposits to and Withdrawals from the Collection Account.” Other similar accounts may be established as specified in the prospectus supplement.

Loan Underwriting Procedures and Standards

Underwriting Standards

The depositor expects that Loans comprising the Primary Assets for a series of Securities will have been originated generally in accordance with underwriting procedures and standards similar to those described in this prospectus, except as otherwise described in the prospectus supplement.

Mortgage Loans will generally have been originated, either directly or through mortgage brokers and correspondents, by savings and loan associations, savings banks, commercial banks, credit unions, insurance companies or similar institutions supervised and examined by a federal or state authority; mortgagees approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, or wholly-owned subsidiaries thereof; or by affiliates of the depositor.  Manufactured Home Loans may have been originated by these institutions or by a financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act.  Except as otherwise set forth in the prospectus supplement, the originator of a Loan will have applied underwriting procedures intended to evaluate the borrower’s credit standing and repayment ability and the value and adequacy of the related property as collateral.  FHA Term Loans, HECM Loans and VA Loans will have been originated in compliance with the underwriting policies of the FHA and the VA, as applicable.

The depositor may purchase Loans for inclusion in a trust fund that are underwritten under less strict standards and procedures that require limited (or no) supporting documentation, typically referred to as “limited documentation” or “no documentation” programs.  In addition, Mortgage Loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property notwithstanding higher risks of default and losses.  The prospectus supplement will specify the underwriting standards applicable to the Mortgage Loans.

In addition, the depositor may purchase Loans for inclusion in a trust fund which vary from, or do not comply with, the applicable originator’s underwriting guidelines.  In some cases, the divergence from a strict application of the applicable underwriting guidelines was the result of a permitted exception under such underwriting guidelines (i.e., a case by case permitted exception based upon other compensating factors such as relatively low debt to income ratio, good credit history, stable employment or financial reserves of the borrower).  In other instances, the divergence from the applicable underwriting guidelines was the result of an unintentional underwriting error by the applicable originator.  In such cases, the prospectus supplement will specify the nature of these exceptions to the underwriting guidelines.

Certain states where the Mortgaged Properties may be located have “antideficiency” laws requiring, in general, that lenders providing credit on Single Family Property look solely to the property for repayment in the event of foreclosure. See “Legal Aspects of Loans.”

Loss Experience

The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on Conventional Loans. However, we cannot assure you that the past pattern of appreciation in value of the real property securing the Loans will continue; historically, some regions of the country experienced significant depreciation in real estate values over a short period of time. Also, there is no assurance that appreciation of real estate values generally, if appreciation occurs, will limit loss experiences on non-traditional housing such as Multifamily Property, Manufactured Homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the Mortgaged Property (including Cooperative Dwellings) securing a Loan has remained or will remain at the level existing on the date of origination of the Loan. If the real estate market in one or more regions of the United States should experience decline in property values so that the outstanding balances of the Loans and any secondary financing on the Mortgaged Properties securing the Loans become equal to or greater than the value of the related Mortgaged Properties, then the actual rates of delinquencies, foreclosures and losses would be higher than those now generally experienced in the mortgage lending industry. See “Legal Aspects of Loans.”

No assurance can be given that values of Manufactured Homes have or will remain at the levels existing on the dates of origination of the related Loan. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of Mortgaged Property. Additionally, delinquency, loss and foreclosure experience on Manufactured Home Loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional Mortgaged Property. Loans secured by Multifamily Property may also be more susceptible to losses due to changes in local and regional economic conditions than Loans secured by other Single Family Property. For example, unemployment resulting from an economic downturn in local industry may sharply affect occupancy rates. Also, interest rate fluctuations can make home ownership a more attractive alternative to renting, causing occupancy rates and market rents to decline. New construction can create an oversupply, particularly in a market that has experienced low vacancy rates.

To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of Mortgaged Property with respect to Loans included in the Primary Assets for a series of Securities are not covered by the methods of credit support or the insurance policies described in this prospectus or the prospectus supplement, losses will be borne by holders of the Securities of the related series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the Primary Assets, thus reducing average weighted life and affecting yield to maturity. See “Yield, Prepayment and Maturity Considerations.”

Representations and Warranties

Unless otherwise specified in the prospectus supplement, at the time of delivery of the Mortgage Loans to the trustee, the depositor or another entity will make certain loan-level representations and warranties to the trustee with respect to the Mortgage Loans comprising the Primary Assets in a trust fund.  Unless otherwise specified in the prospectus supplement, these typically include representations and warranties generally to the following effect:

(1)

Mortgage Loan Schedule.  The information set forth in the Mortgage Loan Schedule attached to the applicable sale agreement is true and correct in all material respects;

(2)

No Outstanding Charges.  All taxes and government assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents due and owing have either been paid, or to the extent not yet due and payable, escrowed;

(3)

Original Terms Unmodified.  The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, other than by a written instrument which has been recorded;

(4)

No Defenses.  The mortgage note and the mortgage are not subject to any right of rescission, set-off, counterclaim or defense (including the defense of usury) as to render such mortgage note or mortgage unenforceable;

(5)

No Satisfaction of Mortgage.  The mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

(6)

Validity of Documents.  The mortgage note and any related mortgage and any other related agreement are genuine and each is the legal, valid and binding obligation of the related mortgagor, enforceable in accordance with its terms;

(7)

Compliance with Applicable Laws.  Any and all requirements of any federal, state or local law, including usury, truth-in-lending, consumer credit protection and privacy, equal credit opportunity, disclosure or predatory and abusive lending laws applicable to the origination and servicing of the Mortgage Loan have been complied with;

(8)

Valid Lien.  The related mortgage evidences a valid, subsisting, enforceable and perfected lien on the related mortgaged property, subject only to permissible title exceptions;

(9)

Ownership.  The related transferor is the sole owner of record and holder of the Mortgage Loan and related mortgage and the mortgages are not assigned or pledged, and prior to the transfer by such transferor, the transferor had good and marketable title to the mortgage and related mortgage, had full right and authority to transfer and sell the Mortgage Loans, and transferred such Mortgage Loans free and clear of any encumbrance, equity, lien, pledge, participation interest, charge, claim or security interest of any nature;

(10)

Title Insurance.  Each Mortgage Loan (other than a Cooperative Loan) is covered by an American Land Title Association lender’s title insurance policy or other generally acceptable form of insurance;

(11)

Transfer of Mortgage Loans.  The assignment of mortgage is in recordable form and acceptable for recording under the laws of the relevant applicable jurisdiction;

(12)

Mortgaged Property Undamaged.  The Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan;

(13)

Collection Practices; Escrow Deposits.  The origination and collection practices used with respect to each mortgage note and mortgage have been in all material respects legal, proper and prudent, and all escrow amounts have been collected in compliance with state and federal law;

(14)

Insurance.  The mortgaged property securing a mortgage is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the mortgaged property is located or required by the applicable federal insurer;

(15)

Due-on-Sale Clauses.  The mortgage or mortgage note contains an enforceable provision, to the extent not prohibited by law, for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee;

(16)

Primary Mortgage Insurance.  All provisions of any primary mortgage insurance policies have been and are being complied with, each such policy is in full force and effect and all premiums related to such primary mortgage insurance policies have been paid;

(17)

Prepayment Premiums.  For any Mortgage Loan that has a prepayment premium feature, each such prepayment premium shall be enforceable and permitted pursuant to federal, state and local law (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws affecting creditor’s rights generally or the collectibility thereof may be limited due to acceleration in connection with foreclosure); and

(18)

No Foreclosure.  No foreclosure action is being threatened or commenced with respect to any Mortgage Loan and no mortgaged property is subject to pending foreclosure proceedings or a written foreclosure agreement.

If the Mortgage Loans include Cooperative Loans, no representations or warranties with respect to title insurance or hazard insurance will be given.  In addition, if the Mortgage Loans include Condominium Loans, no representation regarding hazard insurance will be given. Generally, the Cooperative itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative and the persons appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium (the “Condominium Association”) are responsible for maintaining standard hazard insurance, insuring the entire multi-unit building or buildings, or group of buildings, whether or not attached to each other, located on property subject to Condominium ownership (the “Condominium Building”) (including each individual Condominium Unit), and the borrowers of that Cooperative or Condominium may not maintain separate hazard insurance on their individual Cooperative Dwellings or Condominium Units. See “Servicing of Loans — Maintenance of Insurance Policies and Other Servicing Procedures.”

With respect to a Cooperative Loan, unless otherwise specified in the prospectus supplement, the depositor will represent and warrant based, in part, upon representations and warranties of the originator of the Cooperative Loan that (1) with respect to first lien Cooperative Loans, the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments) and (2) the related Cooperative Dwelling is free of material damage and in good repair.

Upon the discovery of the breach of any representation or warranty made by the depositor or another entity in respect of a Loan that materially and adversely affects the value of the Loan, such party will be obligated to cure the breach in all material respects, repurchase the Loan from the trustee, or, unless specified otherwise in the prospectus supplement, deliver a Qualified Substitute Mortgage Loan as described under “The Agreements — Assignment of Primary Assets.”

The depositor does not have, and is not expected in the future to have, any significant assets with which to meet its obligations to repurchase or substitute Loans, and its only source of funds to make such a substitution or repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator, transferor or seller of the Loans, as applicable.  The PMBS Trustee (in the case of Private Mortgage-Backed Securities) or the trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of the Loan.  If specified in the prospectus supplement, the master servicer may be obligated to enforce this obligation rather than the trustee or PMBS Trustee.

Substitution of Primary Assets

Substitution of Primary Assets will be permitted in the event of breaches of representations and warranties with respect to any original Primary Asset or in the event the documentation with respect to any Primary Asset is determined by the trustee to be incomplete. The prospectus supplement will indicate the period during which a substitution will be permitted and will describe any other conditions upon which Primary Assets may be substituted for Primary Assets initially included in the trust fund.

The Sponsor

If specified in the prospectus supplement, Lehman Brothers Holdings Inc. will act as sponsor of the trust fund.  Any other entity which acts as sponsor instead of Lehman Brothers Holdings Inc. will be described in the prospectus supplement.

General

Lehman Brothers Holdings Inc., a Delaware corporation (“Lehman Holdings” or the “Sponsor”), together with its subsidiaries and affiliates, are collectively referred to in this prospectus as “Lehman Brothers.”  Its executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A.

Lehman Brothers, an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients and individuals worldwide.  Lehman Brothers provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services.  Its global headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in North America, Europe, the Middle East, Latin America and the Asia Pacific region.  Lehman Brothers, through predecessor entities, was founded in 1850.

Lehman Brothers is a global market-maker in all major equity and fixed income products.  To facilitate its market-making activities, Lehman Brothers is a member of all principal securities and commodities exchanges in the United States, as well as NASD, Inc., and it holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris, Milan and Australian stock exchanges.

Lehman Brothers operates in three business segments (each of which is described below): Investment Banking, Capital Markets and Investment Management.

Investment Banking

The Investment Banking business segment is made up of Advisory Services and Global Finance activities that serve Lehman Brothers’ corporate and government clients.  The segment is organized into global industry groups — Communications, Consumer/Retailing, Financial Institutions, Financial Sponsors, Healthcare, Industrial, Media, Natural Resources, Power, Real Estate and Technology — that include bankers who deliver industry knowledge and expertise to meet clients’ objectives.  Specialized product groups within Advisory Services include mergers and acquisitions and restructuring.  Global Finance includes underwriting, private placements, leveraged finance and other activities associated with debt and equity products.  Product groups are partnered with relationship managers in the global industry groups to provide comprehensive financial solutions for clients.

Capital Markets

The Capital Markets business segment includes institutional customer-flow activities, prime brokerage, research, and secondary-trading and financing activities in fixed income and equity products. These products include a wide range of cash, derivative, secured financing and structured instruments and investments.  Lehman Brothers is a leading global market-maker in numerous equity and fixed income products including U.S., European and Asian equities, government and agency securities, money market products, corporate high grade, high yield and emerging market securities, mortgage- and asset-backed securities, preferred stock, municipal securities, bank loans, foreign exchange, financing and derivative products.  Lehman Brothers is one of the largest investment banks in terms of U.S. and pan-European listed equities trading volume, and Lehman Brothers maintains a major presence in over-the-counter U.S. stocks, major Asian large capitalization stocks, warrants, convertible debentures and preferred issues. In addition, the secured financing business manages Lehman Brothers’ equity and fixed income matched book activities, supplies secured financing to institutional clients and customers, and provides secured funding for Lehman Brothers’ inventory of equity and fixed income products.  The Capital Markets segment also includes proprietary activities as well as investing in real estate and private equity.

Mortgage- and Asset-Backed Securities.  Lehman Brothers is a leading underwriter of and market-maker in residential and commercial mortgage-and asset-backed securities and is active in all areas of secured lending, structured finance and securitized products. Lehman Brothers underwrites and makes markets in the full range of U.S. agency-backed mortgage products, mortgage-backed securities, asset-backed securities and whole loan products.  It is also a leader in the global market for residential and commercial mortgages (including multi-family financing) and leases.  Lehman Brothers originates commercial and residential mortgage loans through Lehman Brothers Bank, FSB (the “Bank”), and other subsidiaries in the U.S., Europe and Asia.  The Bank offers traditional and online mortgage and banking services nationally to individuals as well as institutions and their customers.  The Bank is a major part of Lehman Brothers’ institutional mortgage business, providing an origination pipeline for mortgages and mortgage-backed securities.

Investment Management

The Investment Management business segment consists of Lehman Brothers’ global Private Investment Management and Asset Management businesses.

Private Investment Management.  Private Investment Management provides comprehensive investment, wealth advisory and capital markets execution services to high-net-worth individuals and businesses, leveraging all the resources of Lehman Brothers.

Asset Management.  Asset Management provides proprietary asset management products across traditional and alternative asset classes, through a variety of distribution channels, to individuals and institutions.  It includes both the Neuberger Berman and Lehman Brothers Asset Management brands as well as Lehman Brothers’ Private Equity business.

Securitization Activities of the Sponsor

Lehman Holdings, together with its affiliates, is a market leader in mortgage- and asset-backed securitizations and other structured financing arrangements.  Lehman Holdings has been engaged in the securitization of assets since 1987.  In connection with these activities, Lehman Holdings uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of commercial and residential mortgages, home equity loans, government and corporate bonds, and lease and trade receivables.

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During fiscal years 2006 and 2005, Lehman Holdings and its affiliates securitized approximately $168 billion and $152 billion of financial assets, including $146 billion and $133 billion of residential mortgages, $19 billion and $13 billion of commercial mortgages and $3 billion and $6 billion of municipal and other-asset-backed financial instruments, respectively.

Lehman Holdings and its affiliates, including Aurora Loan Services LLC (“Aurora”) and the Bank, originate residential and commercial loans as an extension of Lehman Holdings’ securitization activities.  In this regard Lehman Holdings and its affiliates originated approximately $60 billion and $85 billion of residential mortgage loans in fiscal years 2006 and 2005, respectively.  If specified in the prospectus supplement, the Trust Fund may include Loans originated by one or more affiliates of Lehman Holdings.  In addition, Lehman Holdings acquires Loans both directly and through its affiliates, including Aurora and the Bank, from various third party originators through wholesale and retail channels.  These Loans may have been originated using underwriting guidelines not established by Lehman Holdings or any of its affiliates.  If specified in the prospectus supplement, the Trust Fund may include Loans originated by one or more of these third parties.

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Through its affiliates, Lehman Holdings services and master services Loans.  If specified in the prospectus supplement, the Trust Fund may include Loans serviced and master serviced by one or more of these affiliates.

In the normal course of its securitization program, Lehman Holdings acquires Primary Assets from third party originators and through its affiliates.  Employees of Lehman Holdings or its affiliates structure securitization transactions in which the Primary Assets are sold to the depositor.  In return for the Primary Assets which Lehman Holdings sells to the depositor, the depositor issues the Securities supported by the cash flows generated by the Primary Assets and secured by the Primary Assets.  If specified in the prospectus supplement, Lehman Holdings will make certain representations and warranties to the depositor and the trustee regarding the Primary Assets.  If it is later determined the Primary Assets fail to conform to the specified representations and warranties, Lehman Holdings may have an obligation to repurchase such Primary Assets from the depositor (or directly from the trustee) or it may have an obligation to indemnify the depositor (or the trustee) against any losses on the Primary Assets.  To mitigate these risks, however, to the extent the Primary Assets being securitized have been originated by third parties, Lehman Holdings will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such Primary Assets and will assign its rights under these representations and warranties for the benefit of the depositor (or the trustee).  See “Loan Underwriting Procedures and Standards—Representations and Warranties” and The Agreements—Repurchase and Substitution of Non-Conforming Loans.”

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At November 30, 2006 and 2005, Lehman Holdings and its affiliates had approximately $2 billion and $700 million, respectively, of non-investment grade retained interests from its securitization activities (primarily junior security interests in securitizations).

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The Depositor

The depositor, Structured Asset Securities Corporation, was incorporated in the State of Delaware on January 2, 1987.  The principal office of the depositor is located at 745 Seventh Avenue, New York, New York 10019.  Its telephone number is (212) 526-7000.

The depositor is a wholly owned, direct subsidiary of Lehman Commercial Paper Inc.  Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc.

The depositor has been engaged in the securitization of Primary Assets since its incorporation in 1987.  The depositor is generally engaged in the business of serving as depositor of one or more trusts that may authorize, issue, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by a pledge or other assignment of, or represent an interest in, Primary Assets.  The depositor is also generally engaged in the business of acquiring, owning, holding, transferring, assigning, pledging and otherwise dealing with Primary Assets.  The depositor generally acquires Primary Assets from the sponsor, or if specified in the prospectus supplement, from another seller of Primary Assets, in each case in privately negotiated transactions.

The Certificate of Incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series and to serve as depositor of one or more trusts that may issue and sell bonds or securities.

After the issuance of the Securities, the depositor may be required (to the extent specified in the related Agreements) to perform certain actions on a continual basis, including but not limited to:

•

upon the discovery of the breach of any representation or warranty made by the depositor in respect of a Loan that materially and adversely affects the value of that Loan, to repurchase the Loan from the trustee, or deliver a Qualified Substitute Mortgage Loan as described under “The Agreements — Assignment of Primary Assets;”

•

to make all initial filings establishing or creating a security interest over the Primary Assets and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC (as defined herein) to perfect the trustee’s security interest in or lien on the Primary Assets;

•

to arrange for replacement interest rate cap contracts, interest rate swap agreements, currency swaps, currency options and yield supplement agreements in the event the applicable derivative instrument is terminated early;

•

to appoint a successor trustee or securities administrator, as applicable, in the event either the trustee or the securities administrator resigns, is removed or become ineligible to continue serving in such capacity under the related Agreement;

•

to prepare and file any reports required under the Exchange Act;

•

to notify the Rating Agencies and any other relevant parties of the occurrence of any event of default or other event specified in the related Agreements; and

•

to provide the trustee, the securities administrator and the master servicer with any information it may reasonably require to comply with the terms of the Agreements.

Generally, however, it is expected that the above functions will be performed by the depositor’s agents or one or more of the trustee, the securities administrator and the master servicer in accordance with the related Agreements, as described in the prospectus supplement.

Aurora Loan Services LLC

General

If specified in the related prospectus supplement, Aurora Loan Services LLC may act as a servicer or master servicer of Mortgage Loans in the Trust Fund.  Aurora was incorporated in Delaware on May 15, 1997 and was converted to a limited liability company on January 1, 2005.  Aurora is a wholly owned subsidiary of the Bank.  Aurora’s executive offices are located at 10350 Park Meadows Drive, Littleton, Colorado 80124.

The Sponsor and its affiliates, including Aurora and the Bank, have implemented certain information barrier policies to ensure that the Sponsor and its affiliates provide notice of the discovery of actual breaches of loan-level representations and warranties to the master servicer only at such time as it has been determined that the facts and circumstances relating to such breach are such as would constitute a breach under the related trust agreement, but not prior to such time.  These policies include restrictions on the flow of such information within and among the Sponsor’s and its affiliates’ mortgage loan origination businesses and its servicing and master servicing businesses. Accordingly, the related trust agreement will provide that Aurora, acting in its capacity as master servicer, will not be deemed to have knowledge of the breach of any loan-level representation or warranty until such time as the information flow policy permits or requires disclosure to the master servicer of the facts and circumstances relating to the breach.

Master Servicing

Aurora’s centralized real estate master servicing facility is located at 10350 Park Meadows Drive, Littleton, Colorado 80124.  Aurora has been engaged in the business of master servicing residential mortgage loans since 1998.  Aurora has been master servicing subprime residential mortgage loans since 2002.

The following tables set forth certain information regarding Aurora’s total public securitization master servicing portfolio.

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	At December 31, 2003		At December 31, 2004
Type of Loan	Number of Loans	Principal Balance (in millions)	Number of Loans	Principal Balance (in millions)
Alt-A	77,580	$24,884	143,624	$42,469
Subprime	180,123	$24,229	277,640	$36,449
Government Insured or Guaranteed(1)	225,941	$18,855	206,509	$16,751
Home Equity Lines of Credit	0	$0.00	3,666	$167
Total Portfolio	483,644	$67,968	631,439	$95,836
	At December 31, 2005		At December 31, 2006
Type of Loan	Number of Loans	Principal Balance (in millions)	Number of Loans	Principal Balance (in millions)
Alt-A	246,903	$72,992	324,838	$101,548
Subprime	418,984	$58,092	479,174	$66,158
Government Insured or Guaranteed(1)	171,602	$13,198	143,326	$10,889
Home Equity Lines of Credit	1,967	$76	1,268	$41
Total Portfolio	839,456	$144,358	948,606	$178,637

__________________

(1)

‘Government insured or guaranteed’ means mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans’ Affairs or the Rural Housing and Community Development Service.

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Aurora’s master servicing monitoring procedures include verifying servicer remittances of principal and interest payments on mortgage loans and performing on-site and desk reviews of servicers.  To the extent that a servicer makes a remittance of principal or interest that is different than the amount expected on a servicer remittance date, Aurora investigates the discrepancy and seeks to reconcile and clear any loan level discrepancies with such servicer.  During the time that Aurora is investigating a discrepancy, Aurora, when required pursuant to the related Agreement, advances the difference between the amount received from a servicer and the amount expected to be received by Aurora.

When mortgage loans are ninety days or more delinquent, Aurora examines the activities of the servicers of the delinquent mortgage loans to determine whether such servicers are in compliance with the terms of their respective servicing agreements.  Aurora’s analysis includes a review of each servicer’s duties with respect to bankruptcy, foreclosure and real estate owned property matters, as applicable.  If Aurora discovers that servicers are not in compliance with the terms of their servicing agreements, Aurora works with these servicers and seeks to resolve any inappropriate practices.  Except with respect to subprime mortgage loans, as part of its master servicing procedures, Aurora monitors loan level losses reported by the servicers upon the liquidation of a defaulted mortgage loan.

Servicing

Total Portfolio

Aurora’s centralized loan servicing facility is located at 601 Fifth Avenue, Scottsbluff, Nebraska 69361.  It has additional loan servicing facilities at 10350 Park Meadows Drive, Littleton, Colorado 80124 and 327 Inverness Drive South, Littleton, Colorado 80112.  Aurora has been engaged in the business of servicing residential mortgage loans since 1997.  It has been approved to service mortgage loans for Ginnie Mae, Fannie Mae and Freddie Mac and to service mortgage loans insured by the FHA and guaranteed by the VA.

The following tables set forth certain information regarding Aurora’s total loan servicing and subservicing portfolio, of which the substantial majority are currently serviced in securitization transactions or on behalf of Lehman Holdings or the Bank.

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	At December 31, 2003		At December 31, 2004
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
		(in millions)		(in millions)
Conventional	34,210	$5,892	41,391	$6,723
Conventional Alt-A	95,422	$29,960	157,333	$40,795
Subprime	8,814	$725	6,981	$933
Government Insured or Guaranteed(1)	107,562	$5,815	85,274	$4,580
Home Express(2)	48,284	$5,940	31,254	$3,490
SBA Disaster Loans(3)	53,822	$938	44,230	$774
Home Equity Lines of Credit	-	$0	-	$0
Total Portfolio	348,114	$49,270	366,463	$57,295
	At December 31, 2005		At December 31, 2006
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
		(in millions)		(in millions)
Conventional	61,309	$8,881	85,736	$15,353
Conventional Alt-A	261,125	$62,067	306,127	$73,590
Subprime	7,443	$1,267	10,749	$1,943
Government Insured or Guaranteed(1)	9,131	$654	7,081	$497
Home Express(2)	16,582	$1,714	10,896	$1,070
SBA Disaster Loans(3)	36,737	$629	30,812	$521
Home Equity Lines of Credit	157	$8	172	$8
Total Portfolio	392,484	$75,220	451,573	$92,983

__________________

(1)

‘Government insured or guaranteed’ means mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans Affairs or the Rural Housing and Community Development Service.

(2)

‘Home Express’ means mortgage loans that were originated by Aurora pursuant to underwriting guidelines that had less restrictive standards for mortgage loan applicants than for applicants of conventional mortgage loans.  These guidelines included reduced  documentation requirements (including the allowance of stated incomes), a streamlined documentation analysis (such as relying solely on credit score of the applicant for credit eligibility) and elevated loan-to-value ratios.  These mortgage loans had primary mortgage insurance and pool insurance policy coverage, which insured the loans to a 50% loan-to-value ratio.

(3)

‘SBA Disaster Loans’ means those mortgage loans that were originated through the U.S. Small Business Administration but do not maintain any Small Business Administration guaranty.  Certain SBA Disaster Loans are loans that are not secured by real estate and others that are not secured by any other real or personal property.

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The following table provides Aurora’s outstanding advances and servicing advances:

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	At December 31, 2003	At December 31, 2004	At December 31, 2005	At December 31, 2006
Portfolio	Advance Balance	Advance Balance	Advance Balance	Advance Balance
Conventional	$12,402,954	$11,363,442	$17,706,788	$31,095,883
Conventional Alt A	$19,254,670	$13,543,476	$24,810,189	$73,088,541
Express	$(1,351,511)	$(7,187,866)	$2,222,664	$1,524,941
Government	$33,432,797	$36,995,784	$28,014,484	$17,823,996
HELOC	$0	$0	$4,639	$3,969
SBA	$1,008,369	$4,897,435	$5,250,499	$4,992,823
Subprime	$5,622,019	$4,910,400	$3,795,379	$7,544,466
Total	$70,369,299	$64,522,671	$81,804,642	136,074,618

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Aurora’s servicing procedures include collecting and posting payments for each mortgage loan, verifying that payments are made according to the terms of the mortgage note and servicing each mortgage loan in accordance with the terms of the applicable Servicing Agreement, including through the establishment and use of Servicing Accounts and Escrow Accounts.  Aurora also utilizes standardized escrow analysis procedures and employs outside vendors to ensure the appropriate payment of flood and homeowner’s insurance and property taxes.  Mortgagors can obtain account information on the phone, including through the use of a voice response unit system, via Aurora’s website and in person at certain of Aurora’s loan servicing facilities.

Aurora’s servicing procedures have been modified as its mortgage loan portfolio has changed from a portfolio consisting largely of government insured or guaranteed mortgage loans (which are mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans Affairs or the Rural Housing and Community Development Service) to a portfolio consisting largely of non-government mortgage loans, such as conventional, conventional Alt-A and subprime mortgage loans.  Included among these changes are a heightened emphasis on Aurora’s special servicing group, which seeks to mitigate losses on mortgage loans in bankruptcy and foreclosure.  Aurora has placed a special emphasis on servicing subprime mortgage loans with respect to resolution and recovery.  Aurora similarly has emphasized its real-estate owned property management and liquidation processes.

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Aurora generally will be obligated to make Advances and servicing advances to the extent that such Advances or servicing advances, in its reasonable judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Mortgage Loan.  As of December 31, 2003, December 31, 2004, and December 31, 2005, and December 31, 2006, Aurora had outstanding Advances and servicing advances of approximately $70,369,299, $64,522,671, $81,804,642, and $136,074,618 respectively.

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The below delinquency, foreclosure and loss experience statistics represent the recent experience of Aurora. The loans in Aurora’s servicing portfolio may differ significantly from the Mortgage Loans. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, on the value of the Mortgaged Properties securing such Mortgage Loans and the ability of borrowers to make required payments. There can be no assurance, and no representation is made, that the delinquency experience with respect to the Mortgage Loans will be similar to that reflected in the tables above, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans.

The likelihood that borrowers will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to borrowers’ personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower’s equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.

When Aurora receives notice that a mortgagor has filed for protection under the provisions of the Bankruptcy Code, and related rules and regulations promulgated thereunder, Aurora codes and monitors such mortgage loan for the purposes of: avoiding a violation of the automatic stay, protecting mortgage loan assets during all bankruptcy proceedings and managing all bankruptcy timelines.  Related activities include monitoring attorney performance and trustee funds, filing motions for relief of stay and ensuring that funds received are posted according to the bankruptcy plan.

When a mortgage loan becomes a ‘high risk asset’ (such as a real-estate owned property, a mortgage loan seized in a drug related or other litigation matter or a mortgage loan being repurchased from a trust fund), a loan level review and analysis is performed to determine the best strategy for resolution.  This review is designed to minimize risk and maximize recovery.  Aurora manages the holding and sale of real-estate owned properties, including determining asset values and executing a market analysis of the property, developing a marketing plan with the goal of maximizing recovery, minimizing property hold time and overseeing third party vendors providing any related functions.  Each real-estate owned property is assigned a team consisting of an asset manager and assistant who creates the marketing plan, develops an initial list price and considers price reductions as necessary and negotiates for the highest and best offer on such property.

Conventional Mortgage Loans

Except where applicable law or regulation requires otherwise, Aurora services delinquent conventional mortgage loans in accordance with a generally prescribed timeline of activities.  Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors.  This analysis includes items such as a mortgagor’s payment history and risk scoring.  The timeline also may be adjusted by Aurora upon the request of a securitization transaction’s master servicer or any applicable primary mortgage insurance company.

Aurora’s procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type.  If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora’s standard procedures and delinquency timelines.  Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

All delinquent mortgage loans that are not considered ‘high risk assets’ are monitored by Aurora’s collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency.  Responsibility for actively handling mortgage loans moves to Aurora’s late stage mortgage loan collection counselors upon the sixtieth day of delinquency.  Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor’s payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted.  Aurora’s home retention plan is designed to allow Aurora’s workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

In the first month of delinquency of a conventional mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor’s risk scoring and payment history.  Aurora also mails a late charge billing statement and delinquency notice to the mortgagor.  In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora’s home retention plan, including options for payment of the delinquent debt.  Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance company of the delinquency.   Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property.  By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional.  Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company.  Prior to foreclosure, the mortgage loan is referred for review to Aurora’s foreclosure committee.

When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis.  At the same time, Aurora will continue to pursue loss mitigation techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor.  Related activities include preparing the first legal filing, referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney’s activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

Throughout the foreclosure process, Aurora acts in accordance with applicable laws.  Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee.  Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer.  Aurora also makes monthly reports to such insurer when applicable.  Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines.  When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties.  The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora’s receipt of the proceeds.  A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to conventional mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

Delinquencies and Foreclosures
(Dollars in Millions)(1)

Conventional

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	At December 31, 2003			At December 31, 2004
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	34,210	$5,891.89		41,391	$6,722.64
Period of delinquency (2)
30 to 59 days	1,405	$206.75	3.51%	945	$129.19	1.92%
60 to 89 days	371	$53.83	0.91%	253	$36.10	0.54%
90 days or more	183	$30.69	0.52%	203	$31.67	0.47%
Total delinquent loans(2)	1,959	$291.26	4.94%	1,401	$196.95	2.93%
Loans in foreclosure (excluding bankruptcies)	853	$148.76	2.52%	595	$97.83	1.46%
Loans in bankruptcy	342	$49.15	0.83%	321	$44.02	0.65%
Total	3,154	$489.18	8.30%	2,317	$338.81	5.04%

	At December 31, 2005			At December 31, 2006
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	61,309	$8,880.54		85,736	$15,353.12
Period of delinquency (2)
30 to 59 days	1,462	$204.53	2.30%	3,508	$628.01	4.09%
60 to 89 days	466	$67.84	0.76%	1,125	$208.45	1.36%
90 days or more	609	$81.08	0.91%	1,077	$165.04	1.07%
Total delinquent loans(2)	2,537	$353.45	3.98%	5,710	$1,001.50	6.52%
Loans in foreclosure (excluding bankruptcies)	1,044	$153.32	1.73%	2,425	$484.09	3.15%
Loans in bankruptcy	819	$93.12	1.05%	676	$89.36	0.58%
Total	4,400	$599.89	6.76%	8,811	$1,574.95	10.26%

_______________________

(1)

Total portfolio and delinquency information is for conventional  mortgage loans only, excluding bankruptcies.  The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(2)

The MBS method for conventional loans is used in calculation of delinquency percentage. Under  the MBS methodology, a loan is considered delinquent if any payment is past due one or more days. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months).

(3)

Actual percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.

Loan Loss Experience
(Dollars in Millions) (4)

Conventional

	For the year ended		For the year ended
	At December 31, 2003		At December 31, 2004
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	32,053	$5,493.68	33,450	$5,871.74
Net Losses	29	$1.06	164	$5.94
Net Losses as a Percentage of Total Portfolio		0.02%		0.10%

	For the year ended		For the nine months ended
	At December 31, 2005		At September 30, 2006
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	48,053	$7,494.87	72,671	$13,149.81
Net Losses	471	$16.03	488	$18.17
Net Losses as a Percentage of Total Portfolio		0.21%		0.14%
____________________
(1) "Total Portfolio" is the aggregate principal balance of the securitized Conventional mortgage loans on the last day of the period.

(2)

“Net Losses” means Gross Losses minus Recoveries.  “Gross Losses” are actual losses incurred on liquidated properties for each respective period.  Gross Losses are calculated after repayment of all principal, foreclosure costs, servicing fees, and accrued interest to the date of liquidation.   “Recoveries” are recoveries from liquidation proceeds, deficiency judgments, and mortgage insurance proceeds.  Net Losses may include gains on individual loans whereby Aurora, as a servicer, retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3)

Net Losses includes loans on which trust experienced foreclosure loss or gain.  Net Losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated.  If additional costs are incurred or recoveries are received after the end of the period, then the amounts are adjusted with respect to the period in which the related loan was liquidated.  Accordingly, the Net Losses reported in the table may change in future periods.

(4)

The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

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Conventional Alt-A Mortgage Loans

Except where applicable law or regulation requires otherwise, Aurora services delinquent Alt-A mortgage loans in accordance with a generally prescribed timeline of activities.  Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors.  This analysis includes items such as a mortgagor’s payment history and risk scoring.  The timeline also may be adjusted by Aurora upon the request of a securitization transaction’s master servicer or any applicable primary mortgage insurance company.

Aurora’s procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type.  If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora’s standard procedures and delinquency timelines.  Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

All delinquent mortgage loans that are not considered ‘high risk assets’ are monitored by Aurora’s collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency.  Responsibility for actively handling mortgage loans moves to Aurora’s late stage mortgage loan collection counselors upon the sixtieth day of delinquency.  Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor’s payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted.  Aurora’s home retention plan is designed to allow Aurora’s workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

In the first month of delinquency of an Alt-A mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor’s risk scoring and payment history.  Aurora also mails a late charge billing statement and delinquency notice to the mortgagor.  In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora’s home retention plan, including options for payment of the delinquent debt.  Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance company of the delinquency.   Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property.  By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional.  Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company.  Prior to foreclosure, the mortgage loan is referred for review to Aurora’s foreclosure committee.

When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis.  At the same time, Aurora will continue to pursue loss mitigation techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor.  Related activities include preparing the first legal filing, referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney’s activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

Throughout the foreclosure process, Aurora acts in accordance with applicable laws.  Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee.  Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer.  Aurora also makes monthly reports to such insurer when applicable.  Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines.  When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties.  The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora’s receipt of the proceeds.  A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to Alt-A mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

Delinquencies and Foreclosures
(Dollars in Millions)(1)

Conventional Alt-A


	At December 31, 2003			At December 31, 2004
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	95,422	$29,960.40		157,333	$40,795.33
Period of delinquency (2)
30 to 59 days	1,071	$340.54	1.14%	1,222	$317.90	0.78%
60 to 89 days	175	$52.11	0.17%	179	$50.29	0.12%
90 days or more	63	$48.88	0.16%	137	$55.69	0.14%
Total delinquent loans(2)	1,309	$441.53	1.47%	1,538	$423.88	1.04%
Loans in foreclosure (excluding bankruptcies)	319	$214.46	0.72%	262	$116.92	0.29%
Loans in bankruptcy	110	$47.39	0.16%	157	$39.92	0.10%
Total	1,738	$703.37	2.35%	1,957	$580.72	1.42%

	At December 31, 2005			At December 31, 2006
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	261,125	$62,066.75		306,127	$73,590.40
Period of delinquency (2)
30 to 59 days	2,789	$680.66	1.10%	6,367	$1,575.58	2.14%
60 to 89 days	604	$149.13	0.24%	1,585	$386.42	0.53%
90 days or more	363	$87.64	0.14%	1,025	$270.41	0.37%
Total delinquent loans(2)	3,756	$917.43	1.48%	8,977	$2,232.41	3.03%
Loans in foreclosure (excluding bankruptcies)	649	$174.28	0.28%	2,633	$701.56	0.95%
Loans in bankruptcy	727	$148.20	0.24%	638	$134.70	0.18%
Total	5,132	$1,239.91	2.00%	12,248	$3,068.67	4.17%

_______________________

(1)

Total portfolio and delinquency information is for conventional Alt-A mortgage loans only, excluding bankruptcies.  The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(2)

The MBS method for conventional loans is used in calculation of delinquency percentage.  Under  the MBS methodology, a loan is considered delinquent if any payment is past due one or more days. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months).

(3)

Actual percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.

Loan Loss Experience
(Dollars in Millions) (4)

Conventional Alt A

	For the year ended		For the year ended
	At December 31, 2003		At December 31, 2004
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	80,555	$25,689.17	131,754	$34,274.43
Net Losses	17	$1.85	48	$3.91
Net Losses as a Percentage of Total Portfolio		0.01%		0.01%

	For the year ended		For the year ended
	At December 31, 2005		At December 31, 2006
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	236,824	$56,571.95	288,457	$69,608.14
Net Losses	165	$14.85	400	$17.34
Net Losses as a Percentage of Total Portfolio		0.03%		0.02%
____________________
(1) "Total Portfolio" is the aggregate principal balance of the securitized Conventional Alt A mortgage loans on the last day of the period.

(2)

“Net Losses” means Gross Losses minus Recoveries.  “Gross Losses” are actual losses incurred on liquidated properties for each respective period.  Gross Losses are calculated after repayment of all principal, foreclosure costs, servicing fees, and accrued interest to the date of liquidation.   “Recoveries” are recoveries from liquidation proceeds, deficiency judgments, and mortgage insurance proceeds.  Net Losses may include gains on individual loans whereby Aurora, as a servicer, retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3)

Net Losses includes loans on which trust experienced foreclosure loss or gain.  Net Losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated.  If additional costs are incurred or recoveries are received after the end of the period, then the amounts are adjusted with respect to the period in which the related loan was liquidated.  Accordingly, the Net Losses reported in the table may change in future periods.

(4)

The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.


Government Mortgage Loans

Except where applicable law or regulation requires otherwise, Aurora services delinquent government insured or guaranteed mortgage loans in accordance with a generally prescribed timeline of activities.  Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors.  This analysis includes items such as a mortgagor’s payment history and risk scoring.  The timeline also may be adjusted by Aurora upon the request of a securitization transaction’s master servicer or any applicable primary mortgage insurance company.  Furthermore, if a delinquent mortgage loan is insured by the FHA or guaranteed by the VA, that mortgage loan is serviced by Aurora in accordance with all applicable regulations in order to maximize recovery.

Aurora’s procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type.  If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora’s standard procedures and delinquency timelines.  Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

All delinquent mortgage loans that are not considered ‘high risk assets’ are monitored by Aurora’s collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency.  Responsibility for actively handling mortgage loans moves to Aurora’s late stage mortgage loan collection counselors upon the sixtieth day of delinquency.  Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor’s payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted.  Aurora’s home retention plan is designed to allow Aurora’s workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

In the first month of delinquency of a mortgage loan insured by the FHA, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor’s risk scoring and payment history.  Aurora also mails a late charge billing statement and delinquency notice to the mortgagor.  In the second month of delinquency, Aurora mails a HUD information packet to the mortgagor.  Furthermore, Aurora notifies the master servicer of such delinquency and seeks a property inspection of the mortgaged property.  By the end of the third month of delinquency, Aurora provides the mortgagor with information about Aurora’s home retention plan, including options for payment of the delinquent debt.  Aurora also sends a breach letter to the mortgagor.  Aurora reports the mortgage loan to the FHA for foreclosure.  Prior to foreclosure, the mortgage loan is referred for review to Aurora’s foreclosure committee.

When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis.  At the same time, Aurora will continue to pursue loss mitigation techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor.  Related activities include preparing the first legal filing, referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney’s activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

Throughout the foreclosure process, Aurora acts in accordance with applicable laws.  For mortgage loans insured by the FHA, Aurora seeks to commence foreclosure proceedings within seven months of the first day of delinquency.  The foreclosure sale takes place in accordance with state timelines with the intent of the foreclosure sale to receive payment for the mortgaged property that will equal or exceed the amount necessary to pay off the total debt incurred in connection with the foreclosure.  A property inspection occurs three to five days prior to the foreclosure sale.  Aurora’s claim of past due principal and interest payments that is has advanced is submitted to the FHA within thirty days of the latter of acquisition of marketable title or possession of the mortgaged property.  The title package is submitted to the FHA within forty-five days of that initial claim.  Aurora’s claim of its expenses is submitted to the FHA within fifteen days of title approval.  The securitization trust is billed for any additional unreimbursed expenses within thirty days of Aurora’s receipt of final proceeds.  A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

In the first month of delinquency of a mortgage loan guaranteed by the VA, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor’s risk scoring and payment history.  Aurora also mails a late charge billing statement and delinquency notice to the mortgagor.  In the second month of delinquency, Aurora mails a second delinquency notice to the mortgagor.  Furthermore, Aurora notifies the master servicer of such delinquency and seeks a property inspection of the mortgaged property.  By the end of the third month of delinquency, Aurora provides the mortgagor with information about Aurora’s home retention plan, including options for payment of the delinquent debt.  Aurora also sends a third delinquency notice and a breach letter to the mortgagor.  Furthermore, Aurora sends a notice of default and a notice of intent to foreclose to the VA.    Aurora requests permission from the VA to foreclose, if necessary.  Prior to foreclosure, the mortgage loan is referred for review to Aurora’s foreclosure committee.

When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis.  At the same time, Aurora will continue to pursue loss mitigation techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor.  Related activities include preparing the first legal filing, referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney’s activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

Throughout the foreclosure process, Aurora acts in accordance with applicable laws.  For mortgage loans guaranteed by the VA, Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee.  Aurora attempts to schedule the foreclosure sale on or before the next date that Aurora must remit interest payments to a master servicer of a securitization trust.  The bidding process takes place in accordance with VA instructions.  Within fifteen days of the sale or other state required means of disposition of the mortgaged property, Aurora mails a notice to the VA of its election to convey the property.  The title package and claims of past due principal and interest payments that is has advanced and Aurora’s expenses are submitted to the VA within forty-five days of the sale or ratification.  The securitization trust is billed for any additional unreimbursed expenses within thirty days of Aurora’s receipt of final proceeds.  A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to government insured or guaranteed mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

Delinquencies and Foreclosures
(Dollars in Millions)(1)

Government


	At December 31, 2003			At December 31, 2004
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	107,562	$5,815.48		85,274	$4,580.35
Period of delinquency (2)
30 to 59 days	13,389	$872.14	15.00%	10,258	$659.27	14.39%
60 to 89 days	5,508	$401.79	6.91%	4,029	$283.60	6.19%
90 days or more	2,533	$203.33	3.50%	3,252	$259.92	5.67%
Total delinquent loans(2)	21,430	$1,477.25	25.40%	17,539	$1,202.79	26.26%
Loans in foreclosure (excluding bankruptcies)	7,981	$608.22	10.46%	5,252	$401.43	8.76%
Loans in bankruptcy	7,474	$543.43	9.34%	6,860	$499.25	10.90%
Total	36,885	$2,628.90	45.21%	29,651	$2,103.48	45.92%

	At December 31, 2005			At December 31, 2006
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	9,131	$653.66		7,081	$496.64
Period of delinquency (2)
30 to 59 days	1,248	$87.91	13.45%	1,260	$90.08	18.14%
60 to 89 days	534	$39.79	6.09%	445	$32.93	6.63%
90 days or more	600	$50.48	7.72%	490	$41.06	8.27%
Total delinquent loans(2)	2,382	$178.19	27.26%	2,195	$164.07	33.04%
Loans in foreclosure (excluding bankruptcies)	1,265	$101.54	15.53%	537	$43.10	8.68%
Loans in bankruptcy	1,839	$133.72	20.46%	1,100	$76.03	15.31%
Total	5,486	$413.44	63.25%	3,832	$283.20	57.02%

_______________________

(1)

Total portfolio and delinquency information is for government insured or guaranteed mortgage loans only, excluding bankruptcies.  The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(2)

The MBS method for conventional loans is used in calculation of delinquency percentage. Under  the MBS methodology, a loan is considered delinquent if any payment is past due one or more days.  The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months).

(3)

Actual percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.

Loan Loss Experience
(Dollars in Millions) (4)

Government

	For the year ended		For the year ended
	At December 31, 2003		At December 31, 2004
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	102,327	$5,466.13	81,580	$4,336.78
Net Losses	445	$2.38	1,655	$7.90
Net Losses as a Percentage of Total Portfolio		0.04%		0.18%

	For the year ended		For the year ended
	At December 31, 2005		At December 31, 2006
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	7,412	$519.49	6,577	$457.61
Net Losses	1,360	$6.72	660	$5.33
Net Losses as a Percentage of Total Portfolio		1.29%		1.17%
____________________
(1) "Total Portfolio" is the aggregate principal balance of the securitized Government mortgage loans on the last day of the period.

(2)

“Net Losses” means Gross Losses minus Recoveries.  “Gross Losses” are actual losses incurred on liquidated properties for each respective period.  Gross Losses are calculated after repayment of all principal, foreclosure costs, servicing fees, and accrued interest to the date of liquidation.   “Recoveries” are recoveries from liquidation proceeds, deficiency judgments, and mortgage insurance proceeds.  Net Losses may include gains on individual loans whereby Aurora, as a servicer, retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3)

Net Losses includes loans on which trust experienced foreclosure loss or gain.  Net Losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated.  If additional costs are incurred or recoveries are received after the end of the period, then the amounts are adjusted with respect to the period in which the related loan was liquidated.  Accordingly, the Net Losses reported in the table may change in future periods.

(4)

The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.


Subprime Mortgage Loans

Except where applicable law or regulation requires otherwise, Aurora services delinquent subprime mortgage loans in accordance with a generally prescribed timeline of activities.  Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors.  This analysis includes items such as a mortgagor’s payment history and risk scoring.  The timeline also may be adjusted by Aurora upon the request of a securitization transaction’s master servicer or any applicable primary mortgage insurance company.

Aurora’s procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type.  If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora’s standard procedures and delinquency timelines.  Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

All delinquent mortgage loans that are not considered ‘high risk assets’ are monitored by Aurora’s collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency.  Responsibility for actively handling mortgage loans moves to Aurora’s late stage mortgage loan collection counselors upon the sixtieth day of delinquency.  Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor’s payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted.  Aurora’s home retention plan is designed to allow Aurora’s workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

In the first month of delinquency of a subprime mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor’s risk scoring and payment history.  Aurora also mails a late charge billing statement and delinquency notice to the mortgagor.  In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora’s home retention plan, including options for payment of the delinquent debt.  Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance company of the delinquency.   Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property.  By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional.  Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company.  Prior to foreclosure, the mortgage loan is referred for review to Aurora’s foreclosure committee or, in securitization transactions that have third party special servicers,  the mortgage loan is referred, instead, to such third party for future servicing.

When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis.  At the same time, Aurora will continue to pursue loss mitigation techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor.  Related activities include preparing the first legal filing, referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney’s activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

Throughout the foreclosure process, Aurora acts in accordance with applicable laws.  Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee.  Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer.  Aurora also makes monthly reports to such insurer when applicable.  Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines.  When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties.  The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora’s receipt of the proceeds.  A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to subprime mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

Delinquencies and Foreclosures
(Dollars in Millions)(1)

Subprime


	At December 31, 2003			At December 31, 2004
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	8,814	$724.63		6,981	$933.03
Period of delinquency (3)
30 to 59 days	230	$16.64	2.30%	144	$17.43	1.87%
60 to 89 days	76	$4.93	0.68%	41	$4.43	0.47%
90 days or more	90	$4.54	0.63%	42	$3.35	0.36%
Total delinquent loans(3)	396	$26.11	3.60%	227	$25.21	2.70%
Loans in foreclosure (excluding bankruptcies)	187	$20.16	2.78%	119	$11.37	1.22%
Loans in bankruptcy	227	$16.59	2.29%	150	$10.70	1.15%
Total	810	$62.86	8.67%	496	$47.28	5.07%

	At December 31, 2005			At December 31, 2006
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	7,443	$1,267.31		10,749	$1,943.06
Period of delinquency (2)
30 to 59 days	190	$29.20	2.30%	367	$73.62	3.79%
60 to 89 days	70	$10.88	0.86%	162	$36.65	1.89%
90 days or more	87	$11.74	0.93%	75	$9.68	0.50%
Total delinquent loans(2)	347	$51.81	4.09%	604	$119.95	6.17%
Loans in foreclosure (excluding bankruptcies)	200	$28.88	2.28%	388	$79.30	4.08%
Loans in bankruptcy	186	$16.48	1.30%	146	$16.13	0.83%
Total	733	$97.17	7.67%	1,138	$215.38	11.08%

_______________________

(1)

Total portfolio and delinquency information is for subprime mortgage loans only, excluding bankruptcies.  The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(2)

The ABS method for subprime loans is used in calculation of delinquency percentage.  Under the ABS methodology, a loan is considered delinquent if any payment is past due 30 days or more.  The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months). Consequently, under the ABS methodology, a loan due on the first day of a month is not 30 days delinquent until the first day of the next month.

(3)

Actual percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.

Loan Loss Experience
(Dollars in Millions)(4)

Subprime

	For the year ended		For the year ended
	At December 31, 2003		At December 31, 2004
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	7,652	$588.34	5,713	$705.94
Net Losses	3	$0.11	49	$1.30
Net Losses as a Percentage of Total Portfolio		0.02%		0.18%

	For the year ended		For the year ended
	At December 31, 2005		At December 31, 2006
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	6,869	$1,196.26	8,879	$1,589.47
Net Losses	77	$2.20	94	$3.09
Net Losses as a Percentage of Total Portfolio		0.18%		0.19%
____________________
(1) "Total Portfolio" is the aggregate principal balance of the securitized Subprime mortgage loans on the last day of the period.

(2)

“Net Losses” means Gross Losses minus Recoveries.  “Gross Losses” are actual losses incurred on liquidated properties for each respective period.  Gross Losses are calculated after repayment of all principal, foreclosure costs, servicing fees, and accrued interest to the date of liquidation.   “Recoveries” are recoveries from liquidation proceeds, deficiency judgments, and mortgage insurance proceeds.  Net Losses may include gains on individual loans whereby Aurora, as a servicer, retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3)

Net Losses includes loans on which trust experienced foreclosure loss or gain.  Net Losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated.  If additional costs are incurred or recoveries are received after the end of the period, then the amounts are adjusted with respect to the period in which the related loan was liquidated.  Accordingly, the Net Losses reported in the table may change in future periods.

(4)

The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.


Servicing of Loans

General

Customary servicing functions with respect to Loans constituting the Primary Assets in the trust fund will be provided, as specified in the prospectus supplement, either by one or more servicers subject to supervision by the master servicer or by a single servicer that is a party to the related Agreement for a series and services the Loans directly or through one or more subservicers (the “Subservicers”).  In general, the rights and obligations of a master servicer under a related Agreement will be distinct from the rights and obligations of servicers that service Loans under the supervision of a master servicer under a Servicing Agreement.  The master servicer will not be liable for any acts or omissions of any servicer.

The Master Servicer

The master servicer, if any, will be named in the related prospectus supplement and may be Aurora or another affiliate of the depositor.  The master servicer will generally:

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supervise the performance by the servicers of their servicing responsibilities under their servicing agreements (“Servicing Agreements”) with the master servicer;

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collect monthly remittances from servicers and make payments to the securities administrator for deposit into the Securities Administration Account, if any, or to the trustee for deposit into the Distribution Account; and

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advance funds upon the failure of a servicer to make advances as described below under “Advances and Other Payments, and Limitations Thereon.”

The master servicer will be ultimately responsible for the performance of its duties under the related Agreement but will generally not be ultimately responsible for the performance of the servicers under their Servicing Agreements.  If a single servicer services the Loans through any Subservicers, the servicer will be ultimately responsible for the performance of all servicing activities.  The Master Servicer will not be required to take any action with respect to the servicing of any Loan that a servicer is not required to take under the related Servicing Agreement or  cause a servicer to take any action or refrain from taking any action if the related Servicing Agreement does not require the servicer to take such action or refrain from taking such action, in both cases notwithstanding any provision of the related Agreement that requires the master servicer to take such action or cause such servicer to take such action.

The master servicer will be a party to the applicable Agreement for any series for which Loans comprise the Primary Assets.  The master servicer may be an affiliate of the depositor. Unless otherwise specified in the prospectus supplement, the master servicer and each servicer will be required to be a Fannie Mae- or Freddie Mac-approved seller/servicer and, in the case of FHA Term Loans or HECM Loans, approved by HUD as an FHA mortgagee.

As specified in the related prospectus supplement, the master servicer will receive compensation for its duties as master servicer; it may be paid a servicing fee (the “Master Servicing Fee”) for the performance of its services and duties under each Agreement as specified in the prospectus supplement.  In addition, the master servicer will be entitled to retain the fees paid to the servicer under a terminated Servicing Agreement if the master servicer elects to perform the servicing functions itself.

To the extent that the master servicer receives a Master Servicing Fee, at its election, it may pay itself the Master Servicing Fee for a series with respect to each Mortgage Loan either by:

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withholding the Master Servicing Fee from any scheduled payment of interest prior to the deposit of the payment in the Collection Account for the related series;

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withdrawing the Master Servicing Fee from the Collection Account after the entire Scheduled Payment has been deposited in the Collection Account; or

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requesting that the trustee or the securities administrator pay the Master Servicing Fee out of amounts in the Distribution Account or the Securities Administration Account, as applicable.

The Servicers

The servicer or servicers for a trust fund will be named in the related prospectus supplement and may be an affiliate of the depositor, the Sponsor, or a seller of Mortgage Loans for which it is acting as a servicer.  Each servicer will service the Mortgage Loans pursuant to a Servicing Agreement and will be ultimately responsible for the performance of its duties thereunder.  If a servicer services the Loans through Subservicers, the servicer will be ultimately responsible for the performance of the Subservicers’ servicing activities.  Each servicer will be entitled to receive a fee for its duties under the Servicing Agreement (the “Servicing Fee”), as set forth in the related prospectus supplement.  In addition, the servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors.  If a servicer is terminated by the Sponsor or the master servicer, the servicing function of the servicer will be either transferred to a substitute servicer or performed by the master servicer.

The servicer, at its election, may pay itself the Servicing Fee for a series with respect to each Mortgage Loan either by:

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withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of the payment in the Servicing Account for the related series; or

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withdrawing the Servicing Fee from the Servicing Account after the entire Scheduled Payment has been deposited in the Servicing Account.

Collection Procedures; Escrow Accounts

The master servicer will enforce the obligations of each servicer to make diligent efforts to collect all payments required to be made under the Mortgage Loans and, consistent with its Servicing Agreement for a series and any applicable insurance policies and other credit supports, to undertake the collection procedures of a prudent mortgage lending institution servicing similar Mortgage Loans.  Consistent with the above, the master servicer and any servicer may, in its discretion, waive any assumption fee, late payment charge, or other charge in connection with a Loan.

As specified in the prospectus supplement, the master servicer will cause each servicer to establish and maintain escrow or impound accounts (“Escrow Accounts”) in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. However, Mortgage Loans and Manufactured Home Loans may not require those payments under the loan related documents, in which case the master servicer will not cause the servicer to establish any Escrow Account with respect to those Loans.

Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and other comparable items, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, to repair or restore the property securing the related Loan and to clear and terminate the Escrow Account. The servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to the account when a deficiency exists.

Deposits to and Withdrawals from the Collection Account

The trustee, or the master servicer in its own name for the benefit of the trustee and the securityholders, will establish a separate account (the “Collection Account”).  In addition, if described in the prospectus supplement, any securities administrator which performs trust administration or servicing functions on behalf of the trustee or the master servicer, as applicable, may also establish a separate account in its own name for the benefit of the securityholders which will be separate from, but will function and be maintained similarly to, the Collection Account.

The Collection Account will be maintained in an account or accounts (1) at a depository institution or trust company acceptable to each Rating Agency, (2) the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation, provided that any deposits not insured will be maintained in an account or accounts at a depository institution whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or (3) with a depository institution otherwise acceptable to the trustee and each Rating Agency.

The Collection Account may be maintained as an interest-bearing account, or the funds held therein may be invested, pending remittance to the trustee or securities administrator, as applicable, in Eligible Investments.  If specified in the prospectus supplement, the master servicer or the trustee (or any securities administrator, if applicable) will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.  See “Fees and Expenses” in the prospectus supplement.

As specified in the applicable Agreement, the master servicer will deposit or cause to be deposited into the Collection Account for each series on the Business Day following the closing date for the issuance of a series, any amounts representing Scheduled Payments due after the related Cut-off Date and unscheduled payments received on or after the related Cut-off Date but received by the master servicer on or before the closing date.  Thereafter, the master servicer will deposit or cause to be deposited into the Collection Account for each series on the earlier of the applicable date of remittance to the trustee or securities administrator, as applicable, and one business day after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Loans due on or before the Cut-off Date):

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all payments on account of principal, including prepayments, on the Loans;

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all payments on account of interest on the Loans after deducting therefrom, at the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Master Servicing Fee, if any, in respect of the Loans;

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all amounts received by the master servicer in connection with the liquidation of defaulted Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with the Loans received from the mortgagor, other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage or otherwise pursuant to law (“Liquidation Proceeds”), exclusive of, in the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Master Servicing Fee, if any, in respect of the related Loan;

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all proceeds received by the master servicer under any title, hazard or other insurance policy covering any Loan, other than proceeds to cover expenses incurred by or on behalf of the master servicer in connection with procuring such proceeds, to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the mortgage note or applicable law (which will be retained by the master servicer and not deposited in the Collection Account);

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all amounts paid by a servicer with respect to a shortfall in interest on the Loans due to a principal prepayment;

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all Advances for the related series made by the master servicer pursuant to the related Agreement or any servicer pursuant to the related Servicing Agreement; and

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all proceeds of any Loans repurchased pursuant to the related Agreement.

Generally, the master servicer is permitted, from time to time, to make withdrawals from the Collection Account for each series for the following purposes or such other purposes as specified in the related Agreement:

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to reimburse itself or any servicer for Advances for the related series made by it or a servicer pursuant to the related Agreement or Servicing Agreement, as applicable; the master servicer’s right to reimburse itself or the servicer is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Mortgaged Property) which represent late recoveries (net of the applicable Master Servicing Fee or Servicing Fee) of Scheduled Payments respecting which any Advance was made;

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to reimburse itself or any servicer for any Advances for the related series that the master servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which the Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

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to reimburse itself or any servicer from Liquidation Proceeds for liquidation expenses and for amounts expended by it or a servicer in good faith in connection with the restoration of damaged Mortgaged Property and, to the extent that Liquidation Proceeds after reimbursement are in excess of the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon at the applicable Interest Rate (less the applicable Master Servicing Fee Rate or Servicing Fee Rate for the Mortgage Loan) to the Due Date next succeeding the date of its receipt of Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid assumption fees, late payment charges or other charges on the related Loan and to retain any excess remaining thereafter as additional compensation;

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to reimburse itself or any servicer for expenses incurred by and recoverable by or reimbursable to it or a servicer pursuant to the related Agreement or the Servicing Agreement, as applicable;

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to pay to a Seller, the Sponsor or the depositor, as applicable, with respect to each Loan or REO Property acquired in respect thereof that has been repurchased pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

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to reimburse itself, any servicer or custodian (or the trustee or securities administrator, if applicable) for the excess of any unreimbursed Advances with respect to a particular Loan over the related Liquidation Proceeds;

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to make payments to the securities administrator of the related series for deposit into the Securities Administration Account, if any, or to make payments to the trustee of the related series for deposit into the Distribution Account, if any, or for remittance to the securityholders of the related series in the amounts and in the manner provided for in the related Agreement;

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to reimburse any servicer for such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to such servicer; and

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to clear and terminate the Collection Account pursuant to the related Agreement.

In addition, if the master servicer deposits in the Collection Account for a series any amount not required to be deposited therein, it may, at any time, withdraw the amount from the Collection Account.

Servicing Accounts

Each servicer will establish and maintain an account (a “Servicing Account”) that will be an account or accounts maintained with (1) a depository institution or trust company whose commercial paper, short-term debt obligations, or other short-term deposits are rated at least “A-1+” or long-term unsecured debt obligations are rated at least “AA-” by S&P, if the amounts on deposit are to be held in the account for no more than 365 days or whose commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” by S&P, if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement, (2) the corporate trust department of a depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation which has corporate trust powers and is acting in its fiduciary capacity; or (3) the Bank.

As specified in the applicable Servicing Agreement, each servicer will deposit into the Servicing Account for each series on a daily basis, and retain therein, the following collections received by the servicer and payments made by the Servicer after the closing date:

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all payments on account of principal, including prepayments, on the Loans;

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all payments on account of interest on the Loans after deducting therefrom, at the discretion of the servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Servicing Account in accordance with the Servicing Agreement, the Servicing Fee n respect of the Loans;

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all Liquidation Proceeds;

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all proceeds received by the servicer under any title, hazard or other insurance policy covering any Loan, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with normal servicing procedures (which will be retained by the servicer and not made to the master servicer for deposit in the Collection Account);

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all condemnation proceeds that are not applied to the restoration or repair of the Mortgaged Property or released to the mortgagor;

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any amounts required to be deposited by the servicer in connection with the deductible clause in any blanket hazard insurance policy;

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any amounts received with respect to or related to any REO Property or REO Property disposition proceeds;

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any prepayment premiums required to be collected pursuant to the loan related documents and applicable law;

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all Advances for the related series made by the servicer pursuant to the related Servicing Agreement; and

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any other amounts required under the applicable Servicing Agreement to be deposited by the servicer.

Each servicer is generally required to deposit into the Servicing Account all amounts enumerated in the preceding paragraph in respect of the Mortgage Loans received by the servicer, less its Servicing Fee and any additional compensation. On the date specified in the prospectus supplement, the servicer will remit to the master servicer all funds held in the Servicing Account with respect to each Mortgage Loan. The servicer may, to the extent described in the prospectus supplement, be required to advance any monthly installment of principal and interest that was not received, less its Servicing Fee, by the date specified in the related prospectus supplement.

Buy-Down Loans, GPM Loans and Other Subsidized Loans

“Buy-Down Loans” are level payment or adjustable rate Mortgage Loans for which funds have been provided by a person other than the mortgagor to reduce the mortgagor’s Scheduled Payment during the early years of the Mortgage Loan.  With respect to each Buy-Down Loan, if any, included in a trust fund, the servicer will deposit all funds that are contributed by such third person in respect of the related Mortgaged Loan (“Buy-Down Amounts”) in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Servicing Account (the “Buy-Down Fund”).  The amount of the deposit, together with investment earnings thereon at the rate specified in the prospectus supplement, will provide sufficient funds to support the payments on the Buy-Down Loan on a level debt service basis.  The servicer will not be obligated to add to the Buy-Down Fund should amounts therein and investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the securityholders may be affected.

Unless otherwise provided in the prospectus supplement, a Buy-Down Fund will not be included in or deemed to be a part of the trust fund. Unless otherwise specified in the prospectus supplement, the terms of all Buy-Down Loans provide for the contribution of buy-down funds in an amount equal to or exceeding either (1) the total payments to be made from those funds pursuant to the related buydown plan or (2) if the buy-down funds are present valued, that amount of buy-down funds which, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the Buy-Down Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the buy-down funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loan, in which event distributions to securityholders may be affected. With respect to each Buy-Down Loan, the servicer will deposit in the Servicing Account the amount, if any, of the buy-down funds (and, if applicable, investment earnings thereon) for each Buy-Down Loan that, when added to the amount due from the borrower on the Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

If the borrower on a Buy-Down Loan prepays the Loan in its entirety during the period (the “Buy-Down Period”) when the borrower is not obligated, on account of the buy-down plan, to pay the full Scheduled Payment otherwise due on the loan, the servicer will withdraw from the Buy-Down Fund and remit to the borrower in accordance with the related buy-down plan any buy-down funds remaining in the Buy-Down Fund.  If a prepayment by a borrower during the Buy-Down Period together with buy-down funds will result in a prepayment in full, the servicer will withdraw from the Buy-Down Fund for deposit in the Servicing Account the buy-down funds and investment earnings thereon, if any, which together with the prepayment will result in a prepayment in full. If the borrower defaults during the Buy-Down Period with respect to a Buy-Down Loan and the property securing the related Loan is sold in liquidation (either by the servicer or the insurer under any related insurance policy), the servicer will withdraw from the Buy-Down Fund the buy-down funds and all investment earnings thereon, if any, for deposit in the Servicing Account or remit the same to the insurer if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default. In the case of any prepaid or defaulted Buy-Down Loan, the buy-down funds in respect of which were supplemented by investment earnings, the servicer will withdraw from the Buy-Down Fund and retain or remit to the borrower, depending upon the terms of the buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

The terms of certain of the Loans may provide for the contribution of subsidy funds by the seller of the related Mortgaged Property or by another entity. With respect to each such Loan, the servicer will deposit the subsidy funds in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Servicing Account (a “Subsidy Fund”). Unless otherwise specified in the prospectus supplement, the terms of each such Loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of the Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the Subsidy Fund any of its own funds. Unless otherwise provided in the prospectus supplement, the Subsidy Fund will not be included in or deemed to be a part of the trust fund.

If the depositor values any GPM Loans deposited into the trust fund for a Multi-Class Series on the basis of the GPM Loan’s scheduled maximum principal balance, the servicer will, if and to the extent provided in the prospectus supplement, deposit in a custodial account (which may be interest bearing) (the “GPM Fund”) complying with the requirements set forth above for the Servicing Account an amount which, together with reinvestment income thereon at the rate set forth in the prospectus supplement, will be sufficient to cover the amount by which payments of principal and interest on the GPM Loans assumed in calculating payments due on the Securities of that Multi-Class Series exceed the scheduled payments on the GPM Loans. The trustee will withdraw amounts from the GPM Fund for a series upon a prepayment of the GPM Loan as necessary and apply those amounts to the payment of principal and interest on the Securities of the related series. None of the depositor, the master servicer or any servicer will be obligated to supplement the GPM Fund should amounts therein and investment earnings thereon prove insufficient to maintain the scheduled level of payments, in which event, distributions to the securityholders may be affected. Unless otherwise specified in the prospectus supplement, the GPM Fund will not be included in or deemed to be part of the trust fund.

With respect to any other type of Loan that provides for payments other than on the basis of level payments, an account may be established as described in the prospectus supplement on terms similar to those relating to the Buy-Down Fund, the Subsidy Fund or the GPM Fund.

Advances and Other Payments, and Limitations Thereon

General

The prospectus supplement will describe the circumstances under which a servicer will or, if the servicer fails to do so, the master servicer will make Advances with respect to delinquent payments on Loans.  Unless otherwise specified in the prospectus supplement, neither the master servicer nor any servicer will be obligated to make Advances, and, if so obligated, the obligation to do so may be limited in amount, may be limited to advances received from the servicers (in the case of the master servicer), if any, or may not be activated until a certain portion of a specified reserve fund is depleted. If the master servicer is obligated to make Advances, a surety bond or other credit support may be provided with respect to that obligation as described in the prospectus supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer or the master servicer, as the case may be, out of amounts received on particular Loans that represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the related Loan, the master servicer or servicer will be entitled to reimbursement from other funds in the Collection Account or Servicing Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the prospectus supplement.

Payments in Connection With Prepaid Loans

In addition, when a borrower makes a principal prepayment in full between the due dates on which the borrower is required to make its payments on the Loan, as specified in the prospectus supplement (each, a “Due Date”), the borrower will generally be required to pay interest on the principal amount prepaid only to the date of the prepayment. If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the servicer may be obligated to make payment from its own funds to the extent necessary to include in its remittance to the master servicer for deposit into the Collection Account an amount equal to a full Scheduled Payment of interest on the related Loan (adjusted to the applicable Interest Rate). Unless otherwise specified in the prospectus supplement, such payment may not exceed the Servicing Fee for a Loan in the month of the prepayment for such Loan.  The master servicer will not be obligated to make such payments in the event that a servicer fails to do so.  Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount that the servicer is obligated to pay, a shortfall may occur as a result of a prepayment in full. See “Yield, Prepayment and Maturity Considerations.”

Maintenance of Insurance Policies and Other Servicing Procedures

Standard Hazard Insurance; Flood Insurance

Except as otherwise specified in the prospectus supplement, the master servicer will maintain, or cause to be maintained by a servicer, on a Loan a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the property securing the related Loan is located. See “Description of Mortgage and Other Insurance.” Unless otherwise specified in the prospectus supplement, coverage will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related Loan.

The master servicer also will maintain, or cause to be maintained by a servicer, on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy with extended coverage in an amount that is at least equal to the maximum insurable value of the improvements which are a part of such REO Property and liability insurance. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to applicable laws and regulations as may at any time be in force and will require additional insurance. When, at the time of origination of a Loan, the property securing that Loan is located in a federally designated special flood hazard area, the master servicer will maintain, or cause to be maintained by a servicer, flood insurance as required under the Flood Disaster Protection Act of 1973, to the extent available, or as described in the prospectus supplement.

Any amounts collected by the master servicer or the servicer, as the case may be, under any policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer or the master servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans it services pursuant to the related Servicing Agreement, it will conclusively be deemed to have satisfied its obligations to maintain a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by the policy absent a deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative may not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s Cooperative Dwelling or the Cooperative’s building could significantly reduce the value of the collateral securing the Cooperative Loan to the extent not covered by other credit support. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained on a Condominium Unit relating to any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance insuring the entire Condominium building (including each individual Condominium Unit), and the owner(s) of an individual Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that a Condominium Association and the related borrower on a Condominium Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s Condominium Unit or the related Condominium Building could significantly reduce the value of the collateral securing the Condominium Loan to the extent not covered by other credit support.

Special Hazard Insurance Policy

To the extent specified in the prospectus supplement, the master servicer will maintain a special hazard insurance policy, in full force and effect with respect to the Loans. Unless otherwise specified in the prospectus supplement, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the Loans. The master servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the terminated special hazard insurance policy with a total coverage that is equal to the then existing coverage of the terminated special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the master servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account (net of amounts to be used to repair, restore or replace the related property securing the Loan or to reimburse the master servicer (or a servicer) for related amounts owed to it). Certain characteristics of the special hazard insurance policy are described under “Credit Support — Description of Mortgage and Other Insurance — Hazard Insurance on the Loans.”

Primary Mortgage Insurance

To the extent described in the prospectus supplement, the master servicer will cause each servicer to keep, in full force and effect, a primary mortgage insurance policy with respect to each Conventional Loan secured by Single Family Property for which insurance coverage is required for as long as the related mortgagor is obligated to maintain primary mortgage insurance under the terms of the related Loan. The master servicer will not, or knowingly permit any servicer to, cancel or refuse to renew applicable primary mortgage insurance policy that is in effect as of a closing date and is required to be kept in force unless a replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with a mortgage guarantee insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac (each, a “Qualified Insurer”).

Primary insurance policies will be required with respect to Manufactured Home Loans only to the extent described in the prospectus supplement. If primary mortgage insurance is to be maintained with respect to Manufactured Home Loans, the master servicer will be required to cause each servicer to maintain the insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see “Credit Support — Description of Mortgage and Other Insurance—Mortgage Insurance on the Loans.”

FHA Insurance and VA Guarantees

To the extent specified in the prospectus supplement, all or a portion of the Loans may be insured by the FHA or guaranteed by the VA. The master servicer will be required to take steps reasonably necessary to keep the insurance and guarantees in full force and effect. See “Credit Support — Description of Mortgage and Other Insurance — Mortgage Insurance on the Loans.”

Environmental Insurance

If specified in the applicable prospectus supplement, the trust or trustee will be the beneficiary, for the benefit of the securityholders, of insurance policies (“Environmental Policies”) providing limited coverage against certain environmental risks with respect to the mortgaged properties securing certain Commercial, Multifamily and Mixed Use Mortgage Loans.  Subject to various exceptions and exclusions (including asbestos and lead paint), Environmental Policies will generally cover losses, clean-up costs, third-party claims and legal expenses up to pre-determined limits.  Subject to the terms of the applicable policy, if a Mortgaged Property securing a covered loan is subject to environmental contamination, in the event of default by the borrower the outstanding principal balance of the loan, plus accrued interest, will be payable under the applicable Environmental Policy.

Pool Insurance Policy

If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to maintain a pool insurance policy with respect to the Loans in the amount and with the coverage described in the prospectus supplement. Unless otherwise specified in the prospectus supplement, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the Loans. The master servicer will be obligated to pay the premiums for the pool insurance policy on a timely basis.

The prospectus supplement will identify the pool insurer for each series of Securities. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by Freddie Mac or Fannie Mae or because its claims-paying ability is no longer rated in the category required by the prospectus supplement, the master servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the master servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the master servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced; provided that, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account (net of expenses of the master servicer or any related unreimbursed advances or unpaid Master Servicing Fee). Certain characteristics of the pool insurance policy are described under “Credit Support — Description of Mortgage and Other Insurance — Mortgage Insurance on the Loans.”

Bankruptcy Bond

If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to obtain and thereafter maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related Agreement, unless coverage thereunder has been exhausted through payment of claims. If specified in the prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the master servicer at any time, provided that the cancellation or reduction does not adversely affect the then current rating of the related series of Securities. See “Description of Mortgage and Other Insurance — Bankruptcy Bond.”

Presentation of Claims; Realization Upon Defaulted Loans

Except as described below, the master servicer or a servicer will be required to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing any Mortgage Loan in the related trust fund that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.  The master servicer will cause each servicer, on behalf of the trustee and the securityholders, to prepare and present all claims with respect to any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable in respect of any FHA insurance or VA guarantee respecting defaulted Mortgage Loans.

The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the real properties securing the related Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.  Generally, the foreclosure process will commence no later than 90 days after delinquency of the related Mortgage Loan.  In connection with any foreclosure or other conversion, the master servicer will follow those practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that: (1) the restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgage Loan available to the securityholders after reimbursement to itself for its expenses and (2) that the expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance.

Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the servicer will not liquidate any collateral acquired through foreclosure later than three years after the acquisition of the collateral, unless an extension has been granted by the IRS.  While the holder of Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the master servicer nor any servicer will be required to do so.

Similarly, if any property securing a defaulted Loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the master servicer nor any servicer will be required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the Liquidation Proceeds in respect of the Loan after reimbursement of the expenses incurred by the servicer or the master servicer and (2) that the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

As to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See “Legal Aspects of Loans — Realizing Upon Cooperative Loan Security.” This approval is usually based on the purchaser’s income and net worth and numerous other factors. Although the Cooperative’s approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund’s ability to sell and realize the value of those shares.

With respect to a Loan secured by a Multifamily Property, the market value of any property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained by renting the dwelling units.  As a default on a Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Loan, it can be anticipated that the market value of the property will be less than anticipated when the Loan was originated.  To the extent that equity does not cushion the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust fund.  With respect to a defaulted Manufactured Home Loan, the value of the related Manufactured Home can be expected to be less on resale than the value of a new Manufactured Home.  To the extent equity does not cushion the loss in market value, and the loss is not covered by other credit support, a loss may be experienced by the trust fund.

Enforcement of Due-On-Sale Clauses

Typically, when any Mortgaged Property is about to be conveyed by the borrower, the master servicer, to the extent it has knowledge of the prospective conveyance and prior to the conveyance, will cause the applicable servicer to exercise its rights to deny assumption of the Loan under the applicable “due-on-sale” clause, if any, unless the servicer, in its prudent business judgment, determines that an assumption of the Loan is in the best interests of the Trust Fund and the master servicer approves such assumption.  When the Mortgaged Property has been conveyed, the servicer, to the extent it has knowledge of the conveyance, will enforce its rights to accelerate the maturity of the Loan under the applicable “due-on-sale” clause.  The master servicer will not be required to cause the servicer to take action to accelerate the maturity of the Loan if the servicer, in its prudent business judgment, believes it is not in the best interests of the Trust Fund.  Furthermore, the servicer will not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under any primary mortgage insurance policy.  In this case, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been conveyed, pursuant to which that person will become liable and the original borrower will remain liable.  If the servicer is unable under applicable law to require the borrower to remain liable under the Loan related documents and the servicer has the prior consent of any primary mortgage guaranty insurer, the borrower will be released from liability and the person to whom the property has been conveyed will be substituted as the borrower and becomes liable under the Loan related documents. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The interest rate, unpaid principal amount and term of the Loan may not be changed in connection with an assumption.

Certain Rights Related to Foreclosure

Certain rights in connection with foreclosure of defaulted Mortgage Loans may be granted to the holders of the class of Subordinate Securities ranking lowest in priority and, when those Securities are no longer outstanding, to the holders of the class of Subordinate Securities ranking next lowest in priority. These rights may include the right to delay foreclosure until a Mortgage Loan has been delinquent for six months, provided that upon election to delay foreclosure the holder establishes a reserve fund for the benefit of the trust fund in an amount equal to 125% of the greater of the Scheduled Principal Balance of the Mortgage Loan or the appraised value of the related Mortgaged Property, plus three months’ accrued interest on the Mortgage Loan. Any exercise of the right to delay foreclosure could affect the amount recovered upon liquidation of the related Mortgaged Property. These rights may also include the right to recommend foreclosure or alternatives to foreclosure with respect to a defaulted Mortgage Loan, and the right to purchase the defaulted Mortgage Loan from the trust fund.

Servicing Compensation and Payment of Expenses

The master servicer may be entitled to a Master Servicing Fee and each servicer will be entitled to a Servicing Fee in an amount to be determined as specified in the prospectus supplement, which may be fixed or variable. In addition, the master servicer or any servicer may be entitled to servicing compensation in the form of assumption fees, late payment charges or excess proceeds following disposition of property in connection with defaulted Loans.

As provided in the prospectus supplement, the trust fund, the master servicer and the servicers may be required to pay certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the trustee and independent accountants, the payment of insurance policy premiums and the cost of credit support, if any, and the payment of expenses incurred in enforcing the obligations of the master servicer and the servicers and in preparation of reports to securityholders. Certain of these expenses may be reimbursable pursuant to the terms of the related Agreement or applicable Servicing Agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of the master servicer and the servicers, from any recoveries in excess of amounts due with respect to the related Loans or from specific recoveries of costs.

The master servicer and each servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related trust fund will suffer no loss by reason of the expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related trust fund will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the master servicer’s or any servicer’s expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan that would be distributable to securityholders.

In addition, the master servicer and each servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, the right of reimbursement being prior to the rights of the securityholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other credit supports. The master servicer and each servicer is also entitled to reimbursement from the Collection Account or a Servicing Account, respectively, for Advances. In addition, when a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the amount prepaid only to the date of prepayment.

If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the servicer’s remittance to the master servicer for deposit into the Collection Account an amount equal to a full scheduled payment of interest on the related Loan (adjusted to the applicable Interest Rate). Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount of the Servicing Fee, a shortfall to securityholders may occur as a result of a prepayment in full. The Master Servicer will not be required to reduce its Master Servicing Fee or any additional compensation to prevent the securityholders from being adversely affected by any shortfall in interest.  See “Yield, Prepayment and Maturity Considerations.”

The rights of the master servicer to receive funds from the Collection Account for a series, whether as the Master Servicing Fee, if any, or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of the related series.  The rights of a servicer to receive funds from the Servicing Account for a series, whether as the Servicing Fee, if any, or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of the related series.

Evidence as to Compliance

The related Agreement for each series will require the trustee, any securities administrator, any master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function of the Primary Assets to provide to the depositor and any other party specified in the related Agreement, on an annual basis on or before the date specified in the related Agreement, a report on assessment of compliance with servicing criteria for asset-backed securities together with a copy of an attestation report from a registered public accounting firm regarding such party’s assessment of compliance.  In addition, the related Agreement will require each of the trustee, any securities administrator, any master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function of the Primary Assets to provide to the depositor and any other party specified in the related Agreement, on an annual basis on or before the date specified in the applicable agreement to provide a statement of compliance, signed by an authorized officer, to the effect that (a) a review of the party’s activities during the reporting period and of its performance under the related Agreement has been made under such officer’s supervision and (b) to the best of that officer’s knowledge, based on such review, such party has fulfilled all of its obligations under the related Agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to that officer and the nature and status thereof.

Certain Matters Regarding the Master Servicer

The master servicer for each series, if any, will be identified in the prospectus supplement. The master servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

In the event of an event of default under the related Agreement, the master servicer may be replaced by the trustee or a successor master servicer. See “The Agreements — Event of Default; Rights upon Events of Default.”

The master servicer generally will not have the right to assign its rights and delegate its duties and obligations under the related Agreement for each series; provided that in the event of the termination or resignation of the master servicer, the successor master servicer accepting the assignment:

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is qualified to service mortgage loans for Fannie Mae or Freddie Mac;

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has a net worth of not less than $15,000,000; and

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the trustee, the securities administrator, if any, and the successor master servicer will take all actions, consistent with the related Agreement, as will be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted under the related Agreement which are not inconsistent herewith.

No assignment will become effective until the trustee, the securities administrator or a successor master servicer has assumed the master servicer’s obligations and duties under the related Agreement. To the extent that the master servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above; however, in this case, the assigning master servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the master servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the master servicer’s obligations under the related Agreement, provided that the successor or surviving entity is qualified to service mortgage loans for Fannie Mae or Freddie Mac and has a net worth of not less than $15,000,000.

Each Agreement will also provide that neither the master servicer, nor any director, officer, employee or agent of the master servicer, will be under any liability to the related trust fund or the securityholders for any action taken or for failing to take any action in good faith pursuant to the related Agreement or for errors in judgment; provided, however, that neither the master servicer nor any such person will be protected against any breach of warranty or representations made under the related Agreement or the failure to perform its obligations in compliance with any standard of care set forth in the related Agreement or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

Each Agreement will further provide that the master servicer and any director, officer, employee or agent of the master servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreements or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.  In addition, the related Agreement provides that the master servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the related Agreement which, in its opinion, may involve it in any expense or liability.  The master servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder.  In this case, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs, and liabilities of the trust fund and the master servicer will be entitled to be reimbursed therefor out of the Collection Account.

Credit Support

General

Credit support may be provided with respect to one or more classes of a series of Securities or for the related Primary Assets. Credit support may take the form of one or more of the following:

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an irrevocable letter of credit;

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the subordination of one or more classes of the Securities of a series;

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allocation of losses on the Primary Assets to certain classes of Securities before allocation to other classes;

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reserve funds;

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a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy;

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a surety bond or financial guaranty insurance policy;

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the use of cross-support features;

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overcollateralization of the Primary Assets of a series relative to the total principal amount of the Securities of that series;

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the creation and application of excess interest from the Primary Assets;

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derivative instruments such as interest rate caps, interest rate swaps or market value swaps that are intended to provide credit support; or

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third-party guarantees or similar instruments.

In all cases, the amounts and terms and conditions of the credit support must be acceptable to each Rating Agency.  If specified in the prospectus supplement, any form of credit support may be structured so as to protect against losses relating to more than one trust fund.

The credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon at the applicable Interest Rate. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, securityholders will bear their allocable share of deficiencies. See “The Agreements—Event of Default; Rights Upon Event of Default.”  Moreover, if a form of credit support covers more than one trust fund (each, a “Covered Trust”), holders of Securities issued by any of the Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts prior to the Covered Trust receiving any of its intended share of the coverage.

If credit support is provided with respect to a series, or the related Primary Assets, the prospectus supplement will include a description of:

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the amount payable under the credit support;

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any conditions to payment thereunder not otherwise described in this prospectus;

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the conditions (if any) under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

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the material provisions of any agreement relating to the credit support.

Additionally, the prospectus supplement will set forth certain information with respect to the issuer of any third-party credit support, including:

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a brief description of its principal business activities;

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its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

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if applicable, the credit ratings assigned to it by rating agencies; and

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certain financial information.

Subordinate Securities; Subordination Reserve Fund

If specified in the prospectus supplement, one or more classes of a series may be Subordinate Securities. If specified in the prospectus supplement, the rights of the Subordinate securityholders to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to the rights of the Senior securityholders to the extent of the then applicable “Subordinated Amount” as defined in the prospectus supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate securityholders are paid to the senior securityholders (including amounts withdrawn from the subordination reserve fund, if any, established pursuant to the related Agreement (the “Subordination Reserve Fund”) and paid to the senior securityholders), and will (unless otherwise specified in the prospectus supplement) increase whenever there is distributed to the holders of Subordinate Securities amounts in respect of which subordination payments have previously been paid to the senior securityholders (which will occur when subordination payments in respect of delinquencies and certain other deficiencies have been recovered).

A series may include a class of Subordinate Securities entitled to receive cash flows remaining after distributions are made to all other classes.  This right will effectively be subordinate to the rights of other securityholders, but will not be limited to the Subordinated Amount.

With respect to any series that includes one or more classes of Subordinate Securities, a Subordination Reserve Fund may be established if specified in the prospectus supplement. The Subordination Reserve Fund, if any, will be funded with cash, an irrevocable letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to holders of Subordinate Securities, or both, as specified in the prospectus supplement. The Subordination Reserve Fund will not be a part of the trust fund, unless otherwise specified in the prospectus supplement. If the Subordination Reserve Fund is not a part of the trust fund, the trustee will have a security interest therein on behalf of the senior securityholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on Senior Securities under the circumstances set forth in the prospectus supplement.

Moneys deposited in any Subordinated Reserve Fund will be invested in Eligible Reserve Fund Investments. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from these investments will be credited to the Subordinated Reserve Fund for the related series, and any loss resulting from the investments will be charged to the Subordinated Reserve Fund. Amounts in any Subordinated Reserve Fund in excess of the Required Reserve Fund Balance may be periodically released to the holders of Subordinate Securities under the conditions and to the extent specified in the prospectus supplement. Additional information concerning any Subordinated Reserve Fund will be set forth in the prospectus supplement, including the amount of any initial deposit to the Subordinated Reserve Fund, the Required Reserve Fund Balance to be maintained therein, the purposes for which funds in the Subordinated Reserve Fund may be applied to make distributions to senior securityholders and the employment of reinvestment earnings on amounts in the Subordinated Reserve Fund, if any.

Allocation of Losses

If specified in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage to property securing a Loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of certain provisions of the federal bankruptcy code, 11 United States Code §101 et seq., and related rules and regulations promulgated thereunder (the “Bankruptcy Code”), or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan.

Amounts representing these types of losses on the Primary Assets (to the extent that those losses exceed any excess interest and any overcollateralization, as further described in the related prospectus supplement) will be applied to reduce the principal amount of the class of Subordinate Securities still outstanding that has the lowest payment priority, until the principal amount of that class of Securities has been reduced to zero. If this subordination is insufficient to absorb losses in excess of excess interest and any overcollateralization that exists or is created, then holders of the Subordinate Securities, particularly the Subordinate Securities with the lowest payment priority, may not receive all of their principal payments.  If the principal amount of the Subordinate Securities have been reduced to zero, losses on the Primary Assets may be applied to reduce the principal balance of the class or classes of Senior Certificates, as provided in the prospectus supplement for the related series.

Cross-Support Features

If the Primary Assets for a series are divided into separate Asset Groups, beneficial ownership of which is evidenced by, or which secure, a separate class or classes of a series, credit support may be provided by a cross-support feature that requires that distributions be made on Senior Securities backed by one Asset Group prior to distributions on Subordinate Securities backed by another Asset Group within the trust fund.  The prospectus supplement for a series that includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

Overcollateralization

If specified in the related prospectus supplement, the credit support for a series of Securities may include overcollateralization. If the total principal balance of the related Primary Assets in the trust fund exceeds the total principal amount of the related Securities at any time, the excess is called “overcollateralization.”  Overcollateralization may be established when the related trust fund is created; in addition, overcollateralization may be created or increased by applying amounts of excess interest to build up overcollateralization, as described under “— Excess Interest” below.  All or a portion of excess interest, if any, may be applied to pay principal on the Securities to the extent needed to maintain the related level of overcollateralization, as provided in the related prospectus supplement. To the extent there is an insufficient amount of excess interest, the related level of overcollateralization for a series may not be maintained.  In addition, losses realized on the Primary Assets may be applied to reduce the amount of any overcollateralization, before the balance of any Securities are reduced by losses; see “— Allocation of Losses” above.

Excess Interest

The Primary Assets may bear interest each month that exceeds the amount needed to pay interest on the Securities and any other fees or expenses, if any, payable from the trust fund to any third party. This “excess interest,” if any, received from the Primary Assets will generally be available to absorb realized losses on the Primary Assets, to pay unpaid interest on the Securities or to maintain the related level of overcollateralization.  In addition, excess interest may be applied to pay principal on certain Securities.  The prospectus supplement for a series that includes an excess interest feature will describe the conditions that will affect the amount of excess interest that the Primary Assets will generate.

Insurance

Credit support with respect to a series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each insurance policy, with respect to all Loans comprising or underlying the Primary Assets for a series, or those Loans with certain characteristics. The insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the prospectus supplement, include a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy, a special hazard insurance policy covering certain risks not covered by standard hazard insurance policies, a bankruptcy bond covering certain losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, a repurchase bond covering the repurchase of a Loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the origination of the related Loan, or other insurance covering other risks associated with the particular type of Loan. See “Description of Mortgage and Other Insurance.”

Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the Loans comprising the Primary Assets for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

Letter of Credit

The letter of credit, if any, with respect to a series of Securities will be issued by the bank or financial institution specified in the prospectus supplement (the “L/C Bank”). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the prospectus supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more classes of Securities (the “L/C Percentage”). If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. See “Description of the Securities — Optional Termination” and “The Agreements — Termination.” A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

Financial Guaranty Insurance Policy

Credit support may be provided in the form of a financial guaranty insurance policy by one or more insurance companies named in the prospectus supplement. The financial guaranty insurance policy will guarantee, with respect to one or more classes of Securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a securityholder that is subsequently recovered as a “voidable preference” payment under the Bankruptcy Code. A copy of the financial guaranty insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days following the issuance of the Securities of the related series.

Reserve Funds

One or more Reserve Funds may be established with respect to a series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination thereof, in the amounts specified in the prospectus supplement will be deposited. The Reserve Funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Primary Assets as specified in the prospectus supplement.

Amounts on deposit in any Reserve Fund for a series, together with the reinvestment income thereon, will be applied by the trustee for the purposes, in the manner, and to the extent specified in the prospectus supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Securities, if required as a condition to the rating of the related series by each Rating Agency, or to reduce the likelihood of special distributions with respect to any Multi-Class Series. If specified in the prospectus supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan. Following each Distribution Date amounts in the Reserve Fund in excess of any required Reserve Fund balance may be released from the Reserve Fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application by the trustee.

Moneys deposited in any Reserve Funds will be invested in Eligible Reserve Fund Investments, except as otherwise specified in the prospectus supplement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, this income may be payable to the master servicer or a servicer as additional servicing compensation. See “Servicing of Loans” and “The Agreements — Investment of Funds.” The Reserve Fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

Additional information concerning any Reserve Fund will be set forth in the prospectus supplement, including the initial balance of the Reserve Fund, the required Reserve Fund balance to be maintained, the purposes for which funds in the Reserve Fund may be applied to make distributions to securityholders and use of investment earnings from the Reserve Fund, if any.

Derivative Instruments

If specified in the related prospectus supplement, the trust fund may include one or more derivative instruments which are intended to provide credit support.  Derivative instruments included in any trust fund included for that purpose will be used only in a manner that reduces or alters risk resulting from the Mortgage Loans or other assets in the pool, and only in a manner such that the return on the Securities will be based primarily on the performance of the Mortgage Loans or other assets in the pool.  Derivative instruments included to provide credit support may include interest rate swaps (or caps, floors or collars), yield supplement agreements or market value swaps.

For a further description of these derivative instruments, see “Derivatives” below.

Description of Mortgage and Other Insurance

The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete. If specified in the prospectus supplement, insurance may be structured so as to protect against losses relating to more than one trust fund in the manner described therein.

Mortgage Insurance on the Loans

General

Except as specified in the prospectus supplement, generally, all Mortgage Loans that are Conventional Loans secured by Single Family Property and which had initial Loan-to-Value Ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage with respect to the amount of each Mortgage Loan in excess of 75% of the original Appraised Value of the related Mortgaged Property and remaining in force until the principal balance of the Mortgage Loan is reduced to 80% of the original Appraised Value.

A pool insurance policy will be obtained if specified in the prospectus supplement to cover any loss (subject to limitations described in this prospectus) occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy or FHA Insurance. See “— Pool Insurance Policy” below. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against certain losses sustained in the event of a personal bankruptcy of the borrower under a Mortgage Loan. See “Legal Aspects of Loans.” These losses will be covered to the extent described in the prospectus supplement by the bankruptcy bond or other credit support, if any.

To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed Mortgage Loan, and to the extent these losses are not covered by the pool insurance policy, Environmental Policy or other credit support for the related series, any losses would affect payments to securityholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See “— Hazard Insurance on the Loans” below. Certain hazard risks will not be insured and the occurrence of hazards could adversely affect payments to securityholders.  For a general description of Environmental Policies, see “Maintenance of Insurance Policies and Other Servicing Procedures — Environmental Insurance.”

Primary Mortgage Insurance

Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a Mortgage Loan (referred to as the “Insured Loss”) generally will consist of the insured percentage (typically ranging from 12% to 25%) of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

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all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property;

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hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the Mortgage Loan;

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amounts expended but not approved by the mortgage insurer;

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claim payments previously made by the mortgage insurer; and

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unpaid premiums.

Primary mortgage insurance policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including:

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fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan;

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failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans;

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physical damage to the Mortgaged Property; and

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the related servicer not being approved as a servicer by the mortgage insurer.

Primary mortgage insurance policies generally contain provisions substantially as follows: (1) under the policy, a claim includes unpaid principal, accrued interest at the applicable loan interest rate to the date of filing of a claim thereunder and certain advances (with a limitation on attorneys’ fees for foreclosures of 3% of the unpaid principal balance and accumulated delinquent interest) described below; (2) when a claim is presented, the mortgage insurer will have the option of paying the claim in full and taking title to the property and arranging for the sale thereof or paying the insured percentage of the claim and allowing the insured to retain title to the property; (3) unless earlier directed by the mortgage insurer, claims must be made within a specified period of time (typically, 60 days) after the insured has acquired good and marketable title to the property; and (4) a claim must be paid within a specific period of time (typically, 60 days) after the claim is accepted by the mortgage insurer.

As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a Mortgage Loan, the insured will be required to:

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advance or discharge all hazard insurance policy premiums, and as necessary and approved in advance by the mortgage insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in the primary mortgage insurance policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys’ fees;

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in the event of any physical loss or damage to the Mortgaged Property, restore and repair the Mortgaged Property to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

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tender to the mortgage insurer good and marketable title to and possession of the Mortgaged Property.

Other provisions and conditions of each primary mortgage insurance policy covering a Mortgage Loan will generally include that:

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no change may be made in the terms of the Mortgage Loan without the consent of the mortgage insurer;

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written notice must be given to the mortgage insurer within 10 days after the insured becomes aware that a borrower is delinquent in the payment of a sum equal to the aggregate of two Scheduled Payments due under the Mortgage Loan or that any proceedings affecting the borrower’s interest in the Mortgaged Property securing the Mortgage Loan have been commenced, and thereafter the insured must report monthly to the mortgage insurer the status of any Mortgage Loan until the Mortgage Loan is brought current, the proceedings are terminated or a claim is filed;

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the mortgage insurer will have the right to purchase the Mortgage Loan, at any time subsequent to the 10 days’ notice described above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan plus accrued and unpaid interest thereon at the applicable Mortgage Rate and reimbursable amounts expended by the insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months and less the sum of any claim previously paid under the policy with respect to the Mortgage Loan and any due and unpaid premium with respect to the policy;

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the insured must commence proceedings at certain times specified in the policy and diligently proceed to obtain good and marketable title to and possession of the mortgaged property;

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the insured must notify the mortgage insurer of the institution of any proceedings, provide it with copies of documents relating thereto, notify the mortgage insurer of the price amounts specified above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid that amount unless the mortgage insurer specifies a lower or higher amount; and

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the insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the mortgage insurer, provided the ability of the insured to assign specified rights to the mortgage insurer are not thereby impaired or the specified rights of the mortgage insurer are not thereby adversely affected.

The mortgage insurer will be required to pay to the insured either: (1) the insured percentage of the loss; or (2) at its option under certain of the primary mortgage insurance policies, the sum of the delinquent Scheduled Payments plus any advances made by the insured, both to the date of the claim payment, and thereafter, Scheduled Payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred, or (b) an approved sale. Any rents or other payments collected or received by the insured that are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

FHA Insurance and VA Guaranty

The benefits of the FHA insurance and VA guaranty are limited, as described below.  To the extent that amounts payable under the applicable policy are insufficient to cover losses in respect of the related Mortgage Loan, any loss in excess of the applicable credit enhancement will be borne by securityholders.

Under both the FHA and VA programs the master servicer or servicer must follow certain prescribed procedures in submitting claims for payment. Failure to follow procedures could result in delays in receipt of the amount of proceeds collected in respect of any liquidated Mortgage Loan under the applicable FHA insurance or VA guaranty (“FHA/VA Claim Proceeds”) and reductions in FHA/VA Claim Proceeds received.

FHA, a division of HUD, is responsible for administering federal mortgage insurance programs authorized under the Federal Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. FHA Term Loans are insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program as well as to refinance an existing insured mortgage. These programs generally limit the principal amount of the mortgage loans insured. Mortgage loans originated prior to October 21, 1998, and insured by the FHA generally require a minimum down payment of approximately 3% to 5% of the acquisition cost, which includes the lesser of the appraised value or sales price, plus eligible closing costs, subject to a maximum loan-to-value ratio of approximately 97%. Mortgage loans originated on or after October 21, 1998, and insured by the FHA generally require a minimum cash investment of 3% of the lesser of appraised value or sales price, subject to a maximum loan-to-value ratio (generally, approximately 97.75%) that is determined based on the loan amount and the state in which the mortgaged property is located.

The monthly or periodic insurance premiums for FHA Term Loans and HECM Loans will be collected by the master servicer or servicer and paid to FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable upon foreclosure (or other acquisition or possession) and in general, conveyance of the mortgaged property to HUD. With respect to a defaulted FHA Term Loan or HECM Loan, a master servicer or servicer is limited in its ability to initiate foreclosure proceedings. When it is determined by a master servicer or servicer or HUD that default was caused by circumstances beyond the borrower’s control, the master servicer or servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Relief may involve the reduction or suspension of Scheduled Payments for a specified period, which payments are to be made up on or before the maturity date of the Mortgage Loan, or the rescheduling or other adjustment of payments due under the Mortgage Loan up to or beyond the scheduled maturity date. In addition, when a default caused by specified circumstances is accompanied by certain other factors, HUD may provide relief by making payments to a master servicer or servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments, under certain circumstances, are to be repaid by the borrower to HUD). With certain exceptions, at least three full installments must be due and unpaid under the Mortgage Loan before a master servicer or servicer may initiate foreclosure proceedings.

HECM Loans are either (i) subject to FHA insurance as to the repayment of the principal amount thereof (generally subject to certain limitations) and certain other amounts or (ii) insurable by the FHA.  Such FHA insurance generally covers the repayment of the principal amount of the HECM Loan and certain other amounts.  Each HECM Loan will be a non-recourse loan to the related borrower.  A HECM Loan may be either (1) a line of credit whereby the borrower may borrow, repay and reborrow the principal amount thereof, (2) a tenure loan whereby the borrower is entitled to receive a monthly payment from the mortgagee for the remainder of the borrower’s life, so long as the borrower continues to occupy the mortgaged property, (3) a term loan whereby the borrower is entitled to receive a monthly payment from the mortgagee for a specified term, so long as the borrower continues to occupy the mortgaged property, (4) a modified tenure loan whereby a portion of the principal limit of the loan is made available to the borrower in a series of monthly payments for the remainder of the borrower’s life, so long as the borrower continues to occupy the mortgaged property, and the remainder of the principal limit is a line of credit whereby the borrower may borrow, repay and reborrow the portion of the principal amount thereof or (5) a modified term loan, whereby a portion of the principal limit of the loan is made available to the borrower in a series of monthly payments for a specified term, so long as the borrower continues to occupy the mortgaged property, and the remainder of the principal limit is a line of credit whereby the borrower may borrow, repay and reborrow the portion of the principal amount thereof.  During the life of the HECM Loan, the borrower may at any time and from time to time, change the type of HECM Loan.  The amount that the borrower can receive from a HECM Loan is determined by calculating its applicable principal limit, which is based on the age of the youngest borrower, the expected average mortgage interest rate, and the maximum claim amount.

HUD terminated its assignment program for borrowers, effective April 25, 1996. Borrowers who did not request the assignment of their mortgage to HUD prior to that date are ineligible for consideration. Under this terminated program, HUD previously accepted assignment of defaulted mortgages and paid insurance benefits to lenders. The program was available only to eligible borrowers whose default was caused by circumstances beyond their control.

On March 20, 1998, an Illinois Federal District Court in Ferrell v. United States Department of Housing and Urban Development (N.D. Ill. (No. 73C 334)) granted a preliminary injunction requiring HUD to reinstate the assignment program or an equivalent substitute. Plaintiffs in Ferrell have alleged that HUD is required to maintain the program pursuant to the terms of prior court order. It is difficult to assess what effect, if any, the final outcome of the Ferrell litigation will have on FHA claim policies or procedures and what effect changes in these policies or procedures, if any are made, will have on the servicing of FHA Term Loans or HECM Loans.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Current practice is to pay claims in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate.

The amount of insurance benefits generally paid by the FHA is equal to the unpaid principal balance of the defaulted mortgage loan, plus amounts to reimburse the mortgagee for certain costs and expenses, less certain amounts received or retained by the mortgagee after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the mortgagee is compensated for no more than two-thirds of its foreclosure costs, and for interest accrued and unpaid from a date 60 days after the borrower’s first uncorrected failure to perform any obligation or make any payment due under the mortgage loan and, upon assignment, interest from the date of assignment to the date of payment of the claim, in each case at the applicable HUD debenture interest rate, provided all applicable HUD requirements have been met.

Although FHA insurance proceeds include accrued and unpaid interest on the defaulted mortgage loan, the amount of interest paid may be substantially less than accrued interest. As described above, FHA will reimburse interest at the applicable debenture interest rate, which will generally be lower than the Mortgage Rate on the related Mortgage Loan. Negative interest spread between the debenture rate and the Mortgage Rate, as well as the failure of FHA insurance to cover the first 60 days of accrued and unpaid interest and all foreclosure expenses as described above, could result in losses to securityholders. The interest payable may be curtailed if a master servicer or servicer has not met FHA’s timing requirements for certain actions during the foreclosure and conveyance process. When a servicer exceeds the timing requirements and has not obtained an extension from FHA, FHA will pay interest only to the date the particular action should have been completed.

VA Mortgage Loans are partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, which permits a veteran (or, in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit or to refinance an existing guaranteed loan. The program requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years’ duration. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal balance of the mortgage loan. At present, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan is 50% of the unpaid principal balance of a loan of $45,000 or less, $22,500 for any loan of more than $45,000 but less than $56,250, to the lesser of $36,000 or 40% of the principal balance of a loan of $56,251 to $144,000, and, for loans of more than $144,000, the lesser of 25% of the principal balance of the mortgage loan or $60,000.

With respect to a defaulted VA guaranteed mortgage loan, the mortgagee is, absent exceptional circumstances, authorized to foreclose only after the default has continued for three months. Generally, a claim for the guarantee is submitted after foreclosure and after the filing with the VA by the mortgagee of a notice of election to convey the related mortgaged property to the VA.

In instances where the net value of the mortgaged property securing a VA guaranteed mortgage loan is less than the unguaranteed portion of the indebtedness outstanding (including principal, accrued interest and certain limited foreclosure costs and expenses) on the related mortgage loan, the VA may notify the mortgagee that it will not accept conveyance of the mortgaged property (a “No-Bid”). In the case of a No-Bid, the VA will pay certain guaranty benefits to the mortgagee and the mortgagee will generally take title to and liquidate the mortgaged property. The guaranty benefits payable by the VA in the case of a No-Bid will be an amount equal to the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness (which may include accrued and unpaid interest and certain expenses of the mortgagee, including foreclosure expenses) up to the amount originally guaranteed.

When the mortgagee receives the VA’s No-Bid instructions with respect to a defaulted mortgage loan, the mortgagee has the right (but not the obligation) to waive or satisfy a portion of the indebtedness outstanding with respect to the defaulted mortgage loan by an amount that would cause the unguaranteed portion of the indebtedness (including principal, accrued interest and certain limited foreclosure costs and expenses) after giving effect to the reduction to be less than the net value of the mortgaged property securing the mortgage loan (a “Buydown”). In the case of a Buydown, the VA will accept conveyance of the mortgaged property and the mortgagee will suffer a loss to the extent of the indebtedness that was satisfied or waived in order to effect the Buydown, in addition to any other losses resulting from unreimbursed foreclosure costs and expenses and interest that may have accrued beyond the applicable VA cut-off date.

In the event the VA elects a No-Bid, the amount paid by the VA cannot exceed the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted Mortgage Loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness, as described above. As a result of these limitations, losses associated with defaulted VA Mortgage Loans could be substantial.

Pool Insurance Policy

If specified in the prospectus supplement, the master servicer will, or will require the servicer to, maintain a pool insurance policy for the Loans in the trust fund on behalf of the trustee and the securityholders. See “Servicing of Loans — Maintenance of Insurance Policies and Other Servicing Procedures.” Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of the policies generally.

The prospectus supplement will describe any provisions of a pool insurance policy that are materially different from those described below.  It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain another form of mortgage insurance that is acceptable to the pool insurer on all Mortgage Loans in the related trust fund that have Loan-to-Value Ratios at the time of origination and that a claim under the other mortgage insurance policy has been submitted and settled. FHA Insurance and VA Guarantees may be deemed to be acceptable primary insurance policies under the pool insurance policy.

Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which will generally be:

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the amount of the unpaid principal balance of the defaulted Mortgage Loan immediately prior to the approved sale of the Mortgaged Property;

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the amount of the accumulated unpaid interest on the Mortgage Loan to the date of claim settlement at the contractual rate of interest; and

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advances made by the insured as described above less certain payments.

An “approved sale” is:

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a sale of the Mortgaged Property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval;

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a foreclosure or trustee’s sale of the Mortgaged Property at a price exceeding the maximum amount specified by the pool insurer;

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the acquisition of the Mortgaged Property under the another insurance policy by another mortgage insurer; or

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the acquisition of the Mortgaged Property by the pool insurer.

As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and marketable title to the Mortgaged Property. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer and servicer will not be required to expend their own funds to restore the damaged property unless either determines that the restoration will increase the proceeds to the securityholders on liquidation of the Mortgage Loan after reimbursement of the master servicer and the servicer for its expenses and that the expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

The original amount of coverage under the mortgage pool insurance policy will be reduced over the life of the Securities by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby. The amount of claims paid includes certain expenses incurred by the master servicer and the servicer as well as accrued interest at the applicable interest rate on delinquent Mortgage Loans to the date of payment of the claim. See “Legal Aspects of Loans.” Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the original policy limit, coverage under the mortgage pool insurance policy will lapse and any further losses will be borne by the trust fund, and thus will affect adversely payments on the Securities. In addition, the exhaustion of coverage under any mortgage pool insurance policy may affect the master servicer’s or servicer’s willingness or obligation to make Advances. If the master servicer or a servicer determines that an Advance in respect of a delinquent Loan would not be recoverable from the proceeds of the liquidation of the Loan or otherwise, it will not be obligated to make an advance respecting any delinquency since the Advance would not be ultimately recoverable by it. See “Servicing of Loans — Advances and Other Payments, and Limitations Thereon.”

Mortgage Insurance with Respect to Manufactured Home Loans

A Manufactured Home Loan may be an FHA Term Loan or a VA Loan. Any primary mortgage or similar insurance and any pool insurance policy with respect to Manufactured Home Loans will be described in the prospectus supplement.

Hazard Insurance on the Loans

Standard Hazard Insurance Policies

The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the improvements on the property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit support will adversely affect distributions to securityholders. When a property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the master servicer will be required to cause, or cause the servicer to cause, flood insurance to be maintained with respect to the property, to the extent available.

The standard hazard insurance policies covering properties securing Loans typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause will provide that the hazard insurer’s liability in the event of partial loss will not exceed the greater of (1) the actual cash value (generally defined as the replacement cost at the time and place of loss, less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed and (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements on the Mortgaged Property. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of residential real estate in the area where the Mortgaged Property is located fluctuates in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the Mortgaged Property.

The depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the Cooperative is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative may not maintain individual hazard insurance policies. To the extent, however, that either the Cooperative or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower’s Cooperative Dwelling or the Cooperative’s building could significantly reduce the value of the Mortgaged Property securing the related Cooperative Loan. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained for any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance for the Condominium Building (including the individual Condominium Units) and the owner(s) of an individual Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that either the Condominium Association or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower’s Condominium Unit or the related Condominium Building could significantly reduce the value of the Mortgaged Property securing the related Condominium Loan.

Special Hazard Insurance Policy

Although the terms of the policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of the property and (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the Loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer or the servicer with respect to the property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

Restoration of the property with the proceeds described under (1) above is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted Loan secured by the property. The payment described under (2) above will render unnecessary presentation of a claim in respect of the Loan under the pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

Other Hazard-Related Insurance; Liability Insurance

With respect to Loans secured by commercial property or Multifamily Property, certain additional insurance policies may be required with respect to the Commercial Mortgage Loan or Multifamily Property; for example, general liability insurance for bodily injury or death and property damage occurring on the property or the adjoining streets and sidewalks, steam boiler coverage where a steam boiler or other pressure vessel is in operation, interest coverage insurance, and rent loss insurance to cover operating income losses following damage or destruction of the mortgaged property. With respect to a series for which Loans secured by commercial property or Multifamily Property are included in the trust fund, the prospectus supplement will specify the required types and amounts of additional insurance and describe the general terms of the insurance and conditions to payment thereunder.

Bankruptcy Bond

In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Loan at an amount less than the then outstanding principal balance of the Loan. The amount of the secured debt could be reduced to that value, and the holder of the Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See “Legal Aspects of Loans.” If so provided in the prospectus supplement, the master servicer or the servicer will obtain a bankruptcy bond or similar insurance contract (the “bankruptcy bond”) for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by the court of the principal amount of a Loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all Loans in the Pool secured by single unit primary residences. This amount will be reduced by payments made under the bankruptcy bond in respect of the Loans, unless otherwise specified in the prospectus supplement, and will not be restored.

Repurchase Bond

If specified in the prospectus supplement, the depositor or the Seller will be obligated to repurchase any Loan (up to an aggregate dollar amount specified in the prospectus supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of the Loan. This obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the depositor or the Seller.

Derivatives

If specified in the related prospectus supplement, the trust fund may include one or more derivative instruments, as described in this section.  Derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the Mortgage Loans or other assets in the pool, and only in a manner such that the return on the Securities will be based primarily on the performance of the Mortgage Loans or other assets in the pool.  Derivative instruments may include (1) interest rate swaps (or caps, floors or collars) or yield supplement agreements, (2) currency swaps or currency options and (3) market value swaps that are referenced to the value of one or more of the Mortgage Loans or other assets included in the trust fund or to a class of Securities, as described below.

An interest rate swap is an agreement between two parties to exchange one stream of interest payments on an agreed hypothetical or “notional” principal amount for another.  No principal amount is exchanged between the counterparties to an interest rate swap.  In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates, including LIBOR, LIBORSWAP, Prime Rate or a T-Bill rate.  Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as the T-Bill rate).  An interest rate cap, floor or collar is an agreement pursuant to which the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate, as specified in such agreement, generally in exchange for a fixed amount paid to the counterparty at the time such agreement is entered into.  A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee on behalf of a trust may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates, or to provide supplemental credit support.  Cap agreements and yield supplement agreements may be entered into in order to supplement the sources available to make interest payments on one or more classes of Securities of any series.

A market value swap might be used in a structure in which the pooled assets are Mortgage Loans that provide for a fixed rate period and then convert by their terms to adjustable rate Mortgage Loans.  Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their Securities to the trustee who will then transfer the Securities to other investors in a mandatory auction procedure.  The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of the Securities.

Under a mandatory auction procedure, an auction administrator will solicit bids for purchase of the Securities in the secondary market from dealers and institutional investors.  The Sponsor and depositor and their affiliates are not allowed to bid in an auction.  There is no minimum required bid.  If bids are received for the entire amount of the Securities subject to the mandatory auction, then the auction will have been successful and the Securities will be sold to the highest bidders.  The prices at which the Securities are sold through this procedure will be used as the value of the Securities for purposes of the market value swap.  If the total auction price is less than par, the market value swap counterparty will pay the shortfall.  If the total auction price is greater than par, then the counterparty will receive the excess.  If the total auction price is less than par, the original investors in the Securities will receive the auction price plus the market value swap proceeds, which together will equal par.

The mandatory auction will close if sufficient bids are received covering all of the Securities that are subject to the mandatory auction, and if the market value swap covers any shortfall from par.  If these conditions are not met, then the auction will have failed and the original investors will retain their Securities.  If these conditions are met, then the auction will close, and the original investors will be obligated to tender their Securities and will receive the required par purchase price.  If the Securities are Book-Entry Securities, then the tender will take place through the book-entry facilities, with no action required on the investor’s part.  When the mandatory auction closes and the original investors tender their Securities and receive the par purchase price, the Securities remain outstanding, and continue to receive distributions in accordance with their original terms.

If a trust fund includes non-U.S. Mortgage Loans, the trustee on behalf of the trust may enter into a currency swap, currency option or other means of mitigating the risk of any decline in value of the related foreign currency with respect to the U.S. dollar.  It is intended that any currency swaps or currency options will compensate in substantial part for payment shortfalls due to declines over time in the value of the related foreign currency with respect to the U.S. dollar.  However, there can be no assurance that amounts payable to a trust under a currency swap or a currency option will be sufficient to compensate for such shortfalls. If such payments should be insufficient to cover such shortfalls, there will be no obligation on the part of the depositor, the manager or any other party to obtain any additional currency exchange protection coverage, and any uncovered currency risk will be borne by Securityholders.

Any currency swap or currency option entered into by or on behalf of a trust will provide that it is terminable by the trust or the counterparty following the occurrence of certain specified events described in the related prospectus supplement. If an event of default or termination event that would require the trust to make a termination payment to the counterparty occurs, the trust may not have sufficient funds remaining after making such payment to make timely payment of interest due on the Securities.

If a currency swap or currency option counterparty fails to perform its obligations or if such agreement is terminated and the trust is not able to enter into a substitute agreement, the trust will have to exchange the related foreign currency for U.S. dollars at an exchange rate that may not provide sufficient amounts to make payments of interest and principal due on all of the Securities.  In any such event, there can be no assurance that the amount of applicable credit enhancement will be sufficient to cover the currency risk associated with the related non-U.S. Mortgage Loans. As a result, if a currency swap or currency option counterparty fails to perform its obligations or if such agreement is terminated and the trust is not able to enter into a substitute agreement, the related Securities will bear currency risk.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the Securities, such levels generally are set by the rating agencies rating the Securities) the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or take certain other measures intended to assure performance of those obligations.

The derivatives market has grown substantially in recent years, with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized derivative contract documentation.  Caps, floors and collars are more recent innovations, and are less liquid than swaps.

Derivative contracts will generally be documented based upon the standard forms provided by International Swaps and Derivatives Association, Inc. (“ISDA”).  These forms generally consist of an ISDA master agreement, a schedule to the master agreement and a confirmation, although in some cases the schedule and the confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference.  Each confirmation will provide for payments to be made by the derivative counterparty to a trust fund, and in some cases by the related trust fund to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values.  For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement.  The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust fund on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the Securities, such levels generally are set by the rating agencies rating the Securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations.  Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance that the trust will be able to enter into derivative instruments at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivative instruments may provide for termination under various circumstances, there can be no assurance that the trust will be able to terminate a derivative instrument when it would be economically advantageous to the trust to do so.

If a trust fund includes derivative instruments, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If described in the prospectus supplement, such derivative instruments may be held for tax or ERISA purposes by a separate trust and any amounts payable from such derivative instruments may be paid by the derivatives counterparty into a separate reserve fund (which shall be a trust account in the name of the trustee) before payment to holders of Securities. A provider of a derivative instrument may, if specified in the related prospectus supplement, be an affiliate of an underwriter.

The Agreements

The following summaries describe certain material provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements.  Where particular provisions or terms used in the Agreements are referred to, these provisions or terms are as specified in the related Agreement.

Issuance of Securities

Securities representing interests in a trust fund, or an Asset Group, that the trustee will elect to have treated as a REMIC or a grantor trust will be issued, and the related trust fund will be created, pursuant to a trust agreement or a pooling and servicing agreement (referred to herein in either case as a “trust agreement”) between the depositor and the trustee and a servicer, master servicer and/or administrator.  A series of Notes issued by a trust fund will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement.  In the case of a series of Notes, the trust fund and the depositor will also enter into a sale and collection agreement or a transfer and servicing agreement (referred to herein in either case as a “sale and collection agreement ”) between the indenture trustee and the issuing entity and a servicer, master servicer and/or administrator.

As applicable, the trust agreement, in the case of Certificates, and the indenture, together with the sale and collection agreement, in the case of Notes, are referred to as the “Agreements.” In the case of a series of Notes, the trust fund will be established either as a statutory business trust under the law of the state specified in the prospectus supplement or as a common law trust under the law of the state specified in the prospectus supplement pursuant to a deposit trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes.  The Primary Assets of a trust fund will be serviced in accordance with one or more underlying servicing agreements.

Assignment of Primary Assets

General

At the time of issuance, the depositor will transfer, convey and assign to the trustee all right, title and interest of the depositor in the Primary Assets and other property to be included in the trust fund for a series. The assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the prospectus supplement (except for any Retained Interests). The trustee will, concurrently with the assignment, execute and deliver the Securities.

Assignment of Private Mortgage-Backed Securities

The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See “The Trust Funds — Private Mortgage-Backed Securities.”

Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement (the “Mortgage Certificate Schedule”), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the trustee. In the Agreement, the depositor will represent and warrant to the trustee regarding the Private Mortgage-Backed Securities:

(1)

that the information contained in the Mortgage Certificate Schedule is true and correct in all material respects;

(2)

that, immediately prior to the conveyance of the Private Mortgage-Backed Securities, the depositor had good title thereto, and was the sole owner thereof, (subject to any Retained Interests);

(3)

that there has been no other sale by it of the Private Mortgage-Backed Securities; and

(4)

that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on the Private Mortgage-Backed Securities.

Assignment of Mortgage Loans

As specified in the prospectus supplement, the depositor or the Sponsor will, as to each Mortgage Loan, deliver or cause to be delivered to the trustee, or a custodian on behalf of the trustee:

•

the mortgage note endorsed without recourse to the order of the trustee or in blank;

•

the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of the Mortgage will be delivered, together with a certificate that the original of the Mortgage was delivered to the recording office); and

•

an assignment of the Mortgage in recordable form.

The trustee, or the custodian, will hold the documents in trust for the benefit of the securityholders.

The depositor generally will, at the time of delivery of the Securities, cause assignments to the trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the Mortgage Loan.  It is expected that the mortgages or assignments of mortgage with respect to each Mortgage Loan will have been recorded in the name of an agent on behalf of the holder of the related mortgage note.  In that case, no mortgage assignment in favor of the trustee will be required to be prepared, delivered or recorded.  Instead, the depositor will be required to take all actions as are necessary to cause the trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent.  If the assignments are not so recorded, the related Agreement will, unless otherwise specified in the prospectus supplement, require the depositor to repurchase from the trustee any Mortgage Loan required to be recorded but not recorded within that time, at the price described below with respect to repurchase by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the securityholders or the trustee for the failure of a Mortgage Loan to be recorded.

With respect to any Cooperative Loans, the depositor will cause to be delivered to the trustee, its agent, or a custodian, the related original cooperative note endorsed to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The depositor will file in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each Cooperative Loan.

The trustee, its agent, or a custodian will review the documents relating to each Mortgage Loan within the time period specified in the related Agreement after receipt thereof, and the trustee will hold the documents in trust for the benefit of the securityholders. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the depositor will notify the party (the “Seller”) from which the depositor, or an affiliate thereof, purchased the Mortgage Loan.  See “Repurchase and Substitution of Non-Conforming Loans.”

Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will specify the number of Mortgage Loans that are Cooperative Loans and, with respect to each Mortgage Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an ARM, the Lifetime Mortgage Rate Cap, if any, and the current Index; and, if the Mortgage Loan is a GPM Loan, a GEM Loan, a Buy-Down Loan or a Mortgage Loan with other than fixed Scheduled Payments and level amortization, the terms thereof.

Assignment of Manufactured Home Loans

The depositor will cause any Manufactured Home Loans included in the Primary Assets for a series of Securities to be assigned to the trustee, together with principal and interest due on or with respect to the Manufactured Home Loans after the Cut-off Date specified in the prospectus supplement. Each Manufactured Home Loan will be identified in a loan schedule (the “Manufactured Home Loan Schedule”) appearing as an exhibit to the related Agreement. The Manufactured Home Loan Schedule will specify, with respect to each Manufactured Home Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current Scheduled Payment of principal and interest; and the maturity date of the Manufactured Home Loan.

In addition, with respect to each Manufactured Home Loan, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the prospectus supplement, the custodian, the original Manufactured Home Loan agreement and copies of documents and instruments related to each Manufactured Home Loan and the security interest in the Manufactured Home securing each Manufactured Home Loan. To give notice of the right, title and interest of the securityholders to the Manufactured Home Loans, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all Manufactured Home Loans as collateral. Unless otherwise specified in the prospectus supplement, the Manufactured Home Loans agreements will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Manufactured Home Loans agreements without notice of the assignment, the interest of the securityholders in the Manufactured Home Loans could be defeated. See “Legal Aspects of Loans — Manufactured Home Loans.”

Assignment of Home Improvement Loans

The depositor will cause any Home Improvement Loans included in the Primary Assets for a series of Securities to be assigned to the trustee, together with principal and interest due on or with respect to the Home Improvement Loans after the Cut-off Date specified in the prospectus supplement. Each Manufactured Home Loan will be identified in a loan schedule (the “Home Improvement Loan Schedule”) appearing as an exhibit to the related Agreement. The Home Improvement Loan Schedule will specify, with respect to each Home Improvement Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current Scheduled Payment of principal and interest; and the maturity date of the Home Improvement Loan.

To the extent that Home Improvement Loan is secured by an interest in real estate, the depositor or the Sponsor will, as to each such Home Improvement Loan, deliver or cause to be delivered to the trustee, or a custodian on behalf of the trustee the documents described under “—Assignment of Mortgage Loans” above.

To the extent described in the related prospectus supplement, the depositor or the sponsor will as to each Home Improvement Loan, deliver or cause to be delivered to the trustee or the asset custodian the original Home Improvement Loan and copies of documents and instruments related to each Home Improvement Loan and, other than in the case of unsecured Home Improvement Loans, the security interest in the property securing the Home Improvement Loan.  In order to give notice of the right, title and interest of holders of securities to the Home Improvement Loans, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all Home Improvement Loans as collateral.  Typically, the Home Improvement Loans will not be stamped or otherwise marked to reflect their assignment to the trust.  Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Loans without notice of the assignment, the interest of holders of securities in the Home Improvement Loans could be defeated.  If specified by the related prospectus supplement, however, the Home Improvement Loans may be stamped or otherwise marked to reflect their assignment to the trust.  See “Legal Aspects of Loans—The Home Improvement Loans.”

Repurchase and Substitution of Non-Conforming Loans

Unless otherwise provided in the prospectus supplement, if any document in the Loan file delivered by the depositor to the trustee is found by the trustee within 45 days of the execution of the related Agreement, or any other time period specified in the prospectus supplement for the related series, (or promptly after the trustee’s receipt of any document permitted to be delivered after the closing date of the issuance of the series) to be defective in any material respect, the Seller, or, if the Seller does not do so, the depositor, will be obligated to cure such defect within 90 days, or any other period specified in the prospectus supplement.

If the depositor is unable to cure the defect within 90 days, or any other period specified in the prospectus supplement, the Seller, or, if the Seller does not do so, the depositor, will, not later than 90 days, or any other period specified in the prospectus supplement, after the trustee’s notice to the depositor and the master servicer of the defect, repurchase the related Mortgage Loan or any property acquired in respect thereof from the trustee.  We cannot assure you that a Seller will fulfill its purchase obligation.  The master servicer will not be obligated to purchase the Mortgage Loan if the Seller defaults on its purchase obligation.

Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase of a Mortgage Loan will be made if the purchase would result in a prohibited transaction under the Code.

Unless otherwise specified in the prospectus supplement, the repurchase price will be generally equal to (a) the lesser of (1) the outstanding principal balance of the Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of the Mortgage Loan immediately prior to foreclosure) and (2) the trust fund’s federal income tax basis in the Mortgage Loan, and (b) accrued and unpaid interest to the date of the next scheduled payment on the Mortgage Loan at the related Interest Rate (less any unreimbursed Advances respecting the Mortgage Loan), provided, however, the purchase price will not be limited in (1) above to the trust fund’s federal income tax basis if the repurchase at a price equal to the outstanding principal balance of the Mortgage Loan will not result in any prohibited transaction tax under Section 860F(a) of the Code.

If provided in the prospectus supplement, the depositor may, rather than repurchase the Loan as described above, remove the Loan from the trust fund (the “Deleted Loan”) and substitute in its place one or more other Loans (each, a “Qualifying Substitute Mortgage Loan”) provided, however, that (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the Securities and (2) with respect to a trust fund for which a REMIC election is made, the substitution must be made within two years of the date.

Any Qualifying Substitute Mortgage Loan will have, on the date of substitution, the characteristics specified in the applicable Agreement, generally including (1) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited to the Distribution Account in the month of substitution for distribution to securityholders), (2) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Loan, (3) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Loan, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

Unless otherwise provided in the prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the securityholders or the trustee for a material defect in a Loan document.

The depositor or another entity will make representations and warranties with respect to Loans that comprise the Primary Assets for a series. See “Loan Underwriting Procedures and Standards — Representations and Warranties.”  If the depositor or such entity cannot cure a breach of any representations and warranties in all material respects within 90 days after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the Loan, the depositor or such entity is obligated to repurchase the affected Loan or, if provided in the prospectus supplement, provide a Qualifying Substitute Mortgage Loan therefor, subject to the same conditions and limitations on purchases and substitutions as described above. The depositor’s only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of the Loans.

Reports to Securityholders

As specified in the prospectus supplement, the trustee or the securities administrator will prepare and forward to each securityholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

(1)

with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to principal on the Primary Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the master servicer or by a servicer or (b) that is a Multi-Class Series, the amount of the principal distribution in reduction of stated principal amount (or Compound Value) of each class and the aggregate unpaid principal amount (or Compound Value) of each class following the distribution;

(2)

with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to interest on the Primary Assets and the amount, if any, advanced by the master servicer or a servicer or (b) that is not a Multi-Class Series, the amount of the interest distribution;

(3)

with respect to a series that is a Multi-Class Series, the amount of any distribution allocable to any class (including any residual class) other than in respect of interest or principal;

(4)

the amount of servicing compensation with respect to the Principal Assets and paid during the Due Period commencing on the Due Date to which the distribution relates and the amount of servicing compensation during that period attributable to penalties and fees;

(5)

the aggregate outstanding principal balance of the Principal Assets as of the opening of business on the Due Date, after giving effect to distributions allocated to principal and reported under (1) above;

(6)

the aggregate outstanding principal amount of the Securities of the related series as of the Due Date, after giving effect to distributions allocated to principal reported under (1) above;

(7)

if applicable, the amount of any deficiency of any required overcollateralization, after giving effect to distributions allocated to principal reported under (1) above;

(8)

with respect to Compound Interest Securities, prior to the Accrual Termination Date in addition to the information specified in (1)(b) above, the amount of interest accrued on the Securities during the related interest accrual period and added to the Compound Value thereof;

(9)

in the case of Floating Rate Securities, the Floating Rate applicable to the distribution being made;

(10)

in the case of Floating Rate Securities, the level of the Index applicable to the interest formula of the Floating Rate Securities;

(11)

if applicable, the amount of any realized losses incurred with respect to the Mortgage Loans (x) in the Due Period commencing on the Due Date to which the distribution relates and (y) in the aggregate since the cut-off date;

(12)

if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which securityholders would have received if there were sufficient eligible funds in the Distribution Account and the amounts actually distributed);

(13)

if applicable, the number and aggregate principal balances of Loans delinquent for (A) two consecutive payments and (B) three or more consecutive payments, and the number of Loans as to which foreclosure proceedings have been commenced, all as of the close of the business on the determination date to which the distribution relates;

(14)

if applicable, the value of any REO Property acquired on behalf of securityholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of the business on the Business Day preceding the Distribution Date to which the distribution relates;

(15)

with respect to substitution of Loans in the preceding calendar month, the scheduled principal balance of each deleted Loan, and of each qualifying substitute Loan;

(16)

the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to securityholders and the remaining balance of each reserve fund (including any Subordinated Reserve Fund), if any, on the Distribution Date, after giving effect to distributions made on that date;

(17)

the amount of the trustee’s fees, the servicing fees and the amount of any other fees payable from the trust fund to any other third party, as applicable, paid during the collection period to which such distribution relates;

(18)

the aggregate amount of any insurance claim payments received with respect to any mortgage insurance policy during the Due Period commencing on the Due Date to which the distribution relates;

(19)

if applicable, the amount of any net swap, cap or derivative payment in respect of any derivative contract to the applicable trust account established for the benefit of securityholders, or the amount of any net swap, cap or derivative payment to made to the swap, cap or derivative counterparty under the applicable derivative contract from amounts otherwise distributable to securityholders; and

(20)

any other information as specified in the related Agreement.

In addition, within a reasonable period of time after the end of each calendar year the trustee, unless otherwise specified in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year:  (a) the aggregate of amounts reported pursuant to (1) through (3), (5), (8) and (12) above for the calendar year and (b) the information specified in the related Agreement to enable securityholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable.  Information in the Distribution Date and annual reports provided to the securityholders will not have been examined and reported upon by an independent public accountant.  However, if specified in the prospectus supplement, the master servicer will provide to the trustee a report by independent public accountants with respect to the master servicer’s servicing obligations under the related Agreement. See “Servicing of Loans — Evidence as to Compliance.”

Investment of Funds

The Distribution Account, Securities Administration Account, Collection Account or Servicing Account and any other funds and accounts for a series that may be invested by the trustee, the master servicer or the servicer, can be invested only in “Eligible Investments” acceptable to each Rating Agency, which may include, without limitation:

•

direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Freddie Mac, Fannie Mae or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

•

demand and time deposits, certificates of deposit or bankers’ acceptances;

•

repurchase obligations pursuant to a written agreement with respect to any security described in the first clause above;

•

securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state;

•

commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof);

•

a guaranteed investment contract issued by an entity having a credit rating acceptable to each Rating Agency; and

•

any other demand, money market or time deposit or obligation, security or investment as would not adversely affect the then current rating by the Rating Agencies.

Funds held in a reserve fund or Subordinated Reserve Fund may be invested in certain eligible reserve fund investments which may include Eligible Investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the prospectus supplement (“Eligible Reserve Fund Investments”).

Eligible Investments or Eligible Reserve Fund Investments with respect to a series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account or the Securities Administration Account are required to be remitted to the trustee or the securities administrator, as applicable, and amounts in the Distribution Account, any Reserve Fund or the Subordinated Reserve Fund for the related series are required or may be anticipated to be required to be applied for the benefit of securityholders of the series.

If so provided in the prospectus supplement, the reinvestment income from the Subordination Reserve Fund, other Reserve Fund, Servicing Account, Collection Account, Securities Administration Account or the Distribution Account may be property of the master servicer, a servicer or the securities administrator and not available for distributions to securityholders. See “Servicing of Loans.”

Event of Default; Rights Upon Event of Default

Trust Agreement

As specified in the prospectus supplement, events of default under the trust agreement for a series of Certificates include:

•

any failure by the master servicer to remit any required payment to the trustee or the securities administrator, as the case may be, that continues unremedied for five business days (or any shorter period as is specified in the related Agreement) after the giving of written notice of the failure to the master servicer by the trustee or the securities administrator, as the case may be, for the related series;

•

any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the related Agreement that continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the securities administrator, as the case may be, or to the master servicer and the trustee by the holders of Certificates of the related series evidencing more than 50% of the aggregate voting interests, as assigned in the related Agreement, of the Certificates; and

•

certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the master servicer or servicer indicating its insolvency, reorganization or inability to pay its obligations.

So long as an Event of Default remains unremedied under the related Agreement for a series, the trustee for the related series may, and if so directed by holders of Certificates of the series evidencing more than a specified percentage of the aggregate outstanding principal amount of the Certificates for the series, shall terminate all of the rights and obligations of the master servicer under the related Agreement and in and to the Mortgage Loans (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the related Agreement which rights the master servicer will retain under all circumstances), whereupon the trustee or the securities administrator, as the case may be, will succeed to all the responsibilities, duties and liabilities of the master servicer under the related Agreement and will be entitled to reasonable servicing compensation not to exceed the Master Servicing Fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the related Agreement.

In the event that the trustee or the securities administrator, as the case may be, is unwilling or unable so to act, the trustee may appoint, or petition a court of competent jurisdiction to appoint, a housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor master servicer under the provisions of the related Agreement relating to the master servicing of the Mortgage Loans. The successor master servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Master Servicing Fee, if any, as set forth in the prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the related Agreement.

During the continuance of any event of default under the related Agreement for a series, the trustee for that series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of Certificates of that series, and holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the holders of Certificates have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee therein or thereby. Also, the trustee may decline to follow the direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders of Certificates.

No holder of a series of Certificates, solely by virtue of that holder’s status as a holder of a Certificate, will have any right under the trust agreement for the related series to institute any proceeding with respect to the trust agreement, unless that holder previously has given to the trustee for that series written notice of default and unless the holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for a specified number of days has neglected or refused to institute such a proceeding.

Indenture

As specified in the prospectus supplement, events of default under the indenture for each series of Notes generally include:

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a default for a specified number of days in the payment of any interest or installment of principal on a Note of that series, to the extent specified in the prospectus supplement, or the default in the payment of the principal of any Note at the Note’s maturity;

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failure to perform in any material respect any other covenant of the trust in the indenture that continues for a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

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any failure to observe or perform any covenant or agreement of the trust, or any representation or warranty made by the trust in the indenture or in any certificate or other writing delivered pursuant or in connection with the series having been incorrect in a material respect as of the time made, and that breach is not cured within a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

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certain events of bankruptcy, insolvency, receivership or liquidation of the trust; or

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any other event of default provided with respect to Notes of that series.

If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to the terms of the indenture, either the trustee or the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series may declare the principal amount or, if the Notes of that series are zero coupon securities, that portion of the principal amount as may be specified in the terms of that series, of all the Notes of the series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of a specified percentage in aggregate outstanding amount of the Notes of that series.

If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding any acceleration, elect to maintain possession of the collateral securing the Notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal and interest on the Notes of that series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, unless:

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the holders of 100% (or any other percentages specified in the indenture) of the then aggregate outstanding amount of the Notes (or certain classes of Notes) of the series consent to the sale;

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the proceeds of the sale or liquidation are sufficient to pay in full the principal and accrued interest, due and unpaid, on the outstanding Notes of the series at the date of the sale; or

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the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the Notes had not been declared due and payable, and the trustee obtains the consent of the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series.

As specified in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount less the amount of the discount that is unamortized.

Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a specified percentage of the then aggregate outstanding amount of the Notes of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes of the series, and the holders of a specified percentage of the then aggregate outstanding amount of the Notes of that series may, in certain cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected thereby.

The Trustee

The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of Securities will be set forth in the prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the master servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the Agreement relating to that series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee is incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement.

Duties of the Trustee

The trustee makes no representations as to the validity or sufficiency of the Agreements, the Securities or of any Primary Asset or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related Agreement, however, the trustee will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the master servicer or any securities administrator under the related Agreement.

The trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default, see “— Event of Default; Rights Upon Event of Default” above. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Resignation of Trustee

The trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within a specified number of days after giving notice of resignation, the resigning trustee or the securityholders may petition any court of competent jurisdiction for appointment of a successor trustee.

The trustee may also be removed at any time:

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if the trustee ceases to be eligible to continue to act as trustee under the Agreement;

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if the trustee becomes insolvent; or

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by the securityholders of securities evidencing a specified percentage of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the depositor.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Distribution Account

The trustee will establish a separate account (the “Distribution Account”) in its name as trustee for the securityholders. The Distribution Account may be maintained as an interest bearing account, or the funds held therein may be invested, pending disbursement to securityholders of the related series in Eligible Investments or the funds may be required not to be invested, in each case pursuant to the terms of the Agreement. If specified in the prospectus supplement, the master servicer or the securities administrator will be entitled to receive as additional compensation, any interest or other income earned on funds in the Distribution Account. The trustee will deposit into the Distribution Account on the Business Day received all funds received from the master servicer or the securities administrator, as applicable, and required withdrawals from any Reserve Funds. The trustee is generally permitted from time to time to make withdrawals from the Distribution Account for each series to remove amounts deposited therein in error, to pay to the master servicer any reinvestment income on funds held in the Distribution Account to the extent it is entitled, to remit to the master servicer its Master Servicing Fee, if any, to the extent not previously withdrawn from the Collection Account, to make deposits to any Reserve Fund, to make regular distributions to the securityholders and to clear and terminate the Distribution Account.

Unless otherwise specified in the prospectus supplement, “Business Day” means a day that, in the city of New York or in the city or cities in which the corporate trust office of the trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to be closed.

The Securities Administrator

If specified in the related prospectus supplement, a securities administrator may be appointed  which will be responsible for performing certain administrative and tax functions typically performed by the trustee.  The securities administrator shall at all times be a corporation or national banking association, in each case authorized to exercise corporate trust powers.  The entity serving as securities administrator may have normal banking relationships with the depositor and the master servicer or their affiliates.  The securities administrator may also act as a master servicer or a servicer for a series of Securities.

Duties of the Securities Administrator

The securities administrator makes no representations as to the validity or sufficiency of the Agreements, the Securities or of any Primary Asset or related documents.  If no event of default (as defined in the related Agreement) has occurred, the securities administrator is required to perform only those duties specifically required of it under the Agreement.  Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the securities administrator is required to examine them to determine whether they are in the form required by the related Agreement, however, the securities administrator will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the master servicer under the related Agreement.

The securities administrator may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the securities administrator will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default; see “— Event of Default; Rights Upon Event of Default” above.  The securities administrator is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Resignation of Securities Administrator

The securities administrator may, upon written notice to the depositor, the trustee and the master servicer, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor securities administrator. If no successor securities administrator has been appointed and has accepted the appointment within a specified number of days after giving notice of resignation, the resigning securities administrator or the securityholders may petition any court of competent jurisdiction for appointment of a successor securities administrator.

The securities administrator may also be removed at any time:

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if the securities administrator becomes bankrupt or insolvent;

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if the securities administrator fails to observe or perform in any material respect any of the covenants or agreements contained in the related Agreement; or

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by the securityholders of securities evidencing more than a specified percentage of the aggregate outstanding principal amount of the securities in the trust fund upon written notice to the securities administrator and the depositor.

Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

Securities Administration Account

The securities administrator will establish a separate account (the “Securities Administration Account”) in its own for the benefit of the securityholders. The Securities Administration Account will be maintained as an interest bearing account or the funds held therein may be invested, pending disbursement to securityholders of the related series in Eligible Investments or the funds may be required not to be invested, in each case pursuant to the terms of the Agreement. If specified in the prospectus supplement, the securities administrator will be entitled to receive as additional compensation, any interest or other income earned on funds in the Securities Administration Account.  The securities administrator will deposit into the Securities Administration Account on the Business Day received all funds received from the master servicer.  As further provided in the prospectus supplement, the securities administrator is permitted from time to time to make withdrawals from the Securities Administration Account for each series to remove amounts deposited therein in error, to pay to the trustee or the master servicer any reinvestment income on funds held in the Securities Administration Account to the extent the trustee or the master servicer is entitled, to reimburse itself for any amounts reimbursable under the terms of the related Agreement, to remit to the master servicer its Master Servicing Fee, if any, to the extent not previously withdrawn from the Collection Account, to make deposits to any Reserve Fund, to make regular payments to the trustee for deposit in the Distribution Account, and to clear and terminate the Securities Administration Account.

Expense Reserve Fund

If specified in the prospectus supplement relating to a series, the depositor may deposit on the related closing date of the issuance of a series in an account to be established with the trustee (the “Expense Reserve Fund”) cash or eligible investments that will be available to pay anticipated fees and expenses of the trustee or other agents. The Expense Reserve Fund for a series may also be funded over time through the deposit therein of all or a portion of cash flow, to the extent described in the prospectus supplement. The Expense Reserve Fund, if any, will not be part of the trust fund held for the benefit of the holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more Eligible Investments.

Amendment of Agreement

Unless otherwise specified in the prospectus supplement, the Agreement for each series of Securities may be amended by the parties to the Agreement, without notice to or consent of the securityholders:

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to cure any ambiguity;

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to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

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to add any other provisions with respect to matters or questions arising under the Agreement; or

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to comply with any requirements imposed by the Code;

provided that any amendment except pursuant to clause (3) above, will not adversely affect in any material respect the interests of any securityholders of the related series not consenting thereto. If provided in the Agreement, any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any securityholder if the trustee receives written confirmation from each Rating Agency rating the Securities of that series that the amendment will not cause the Rating Agency to reduce the then current rating.

As specified in the prospectus supplement, the Agreement may also be amended by the parties to the Agreement with the consent of the securityholders possessing a specified percentage of the aggregate outstanding principal amount of the Securities (or, if only certain classes are affected by the amendment, a specified percentage of the aggregate outstanding principal amount of each class affected), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of securityholders; provided, however, that no amendment may:

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reduce the amount or delay the timing of payments on any Security without the consent of the holder of that Security; or

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reduce the percentage required to consent to the amendment, without the consent of securityholders of 100% of each class of Securities affected by the amendment.

Voting Rights

The prospectus supplement may set forth a method of determining allocation of voting rights with respect to a series of Securities.

REMIC Administrator

For any Multi-Class Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be an affiliate of the depositor.

Administration Agreement

If specified in the prospectus supplement for a series of Notes, the depositor, the trust fund and an administrator specified in the prospectus supplement will enter into an administration agreement. The administrator will agree, to the extent provided in the administration agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the trust fund under the sale and collection agreement, the indenture and the deposit trust agreement. Certain additional administrative functions may be performed on behalf of the trust fund by the depositor.

Periodic Reports

The Agreement for each series of Securities will provide that the entity or entities identified in the Agreement will prepare and file certain periodic reports with the Commission and, to the extent required by law, file certifications as to the accuracy of such reports and as to other matters.

To the extent provided in the Agreement for a series of Securities, the entities or persons identified in the Agreement will be indemnified by the trust for certain liabilities associated with any such certification not resulting from their own negligence.

Termination

Trust Agreement

The obligations created by the trust agreement for a series will terminate upon the distribution to securityholders of all amounts distributable to them pursuant to the trust agreement after the earlier of:

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the later of (a) the final payment or other liquidation of the last Mortgage Loan remaining in the trust fund for the related series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any Mortgage Loan (“REO Property”); and

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the repurchase, as described below, by the master servicer from the trustee for the related series of all Mortgage Loans at that time subject to the trust agreement and all REO Property.

As specified in the prospectus supplement, the trust agreement for each series permits, but does not require, the specified entity to repurchase from the trust fund for that series all remaining Mortgage Loans at a price equal, unless otherwise specified in the prospectus supplement, to:

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100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus

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with respect to REO Property, if any, the fair market value of the REO Property only to the extent such amount does not exceed the outstanding principal balance of the related Mortgage Loan plus interest accrued thereon less any reasonably anticipated disposition costs, minus

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related unreimbursed Advances, or in the case of the Mortgage Loans, only to the extent not already reflected in the computation of the Aggregate Asset Principal Balance of the Mortgage Loans, minus

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unreimbursed expenses that are reimbursable pursuant to the terms of the trust agreement, plus

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accrued interest at the weighted average Mortgage Rate through the last day of the Due Period in which the repurchase occurs;

provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of:

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100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus accrued interest thereon at the applicable Net Mortgage Rates through the last day of the month of the repurchase; and

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the aggregate fair market value of the Mortgage Loans; plus the fair market value of any property acquired in respect of a Mortgage Loan and remaining in the trust fund.

The exercise of this right will effect early retirement of the Certificates of the series, but the master servicer’s right to so purchase is subject to the Aggregate Principal Balance of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the prospectus supplement, of the Aggregate Asset Principal Balance of the Mortgage Loans  on the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of a certain person identified therein. For each series, the trustee will give written notice of termination of the Agreement to each securityholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the prospectus supplement for a series, the depositor or another entity may effect an optional termination of the trust fund under the circumstances described in the prospectus supplement. See “Description of the Securities — Optional Termination.”

Indenture

The indenture will be discharged with respect to a series of Notes, except with respect to certain continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the Notes.

In addition, with certain limitations, the indenture may provide that the trust will be discharged from any and all obligations in respect of the Notes, except for certain administrative duties, upon the deposit with the trustee of money or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide funds in an amount sufficient to pay the principal of and each installment of interest on the Notes on the stated maturity date and any installment of interest on the Notes in accordance with the terms of the indenture and the Notes. In the event of any defeasance and discharge of Notes, holders of the Notes will be able to look only to the funds or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

Legal Aspects of Loans

The following discussion contains summaries of certain legal aspects of mortgage loans, manufactured housing loans and home improvement loans that are general in nature. Because certain of these legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the properties securing the loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

Mortgages

The Mortgage Loans (other than any Cooperative Loans and certain types of Manufactured Housing) comprising or underlying the Primary Assets for a series will be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located.  The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/homeowner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee’s authority under a mortgage and the trustee’s authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Junior Mortgages; Rights of Senior Mortgages

If specified in the applicable prospectus supplement, certain Mortgage Loans included in the pool of Mortgage Loans will be secured by junior mortgages or deeds of trust that are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund (and therefore the securityholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

The standard form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In those states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While a future advance clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to the intervening junior mortgages or deeds of trust and other liens. Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Cooperative Loans

If specified in the prospectus supplement, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations’ buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Cooperative Loans are not secured by liens on real estate. The “owner” of a cooperative apartment does not own the real estate constituting the apartment, but owns shares of stock in a corporation that holds title to the building in which the apartment is located, and by virtue of owning the stock is entitled to a proprietary lease or occupancy agreement to occupy the specific apartment. A Cooperative Loan is a loan secured by a lien on the shares and an assignment of the lease or occupancy agreement. If the borrower defaults on a Cooperative Loan, the lender’s remedies are similar to the remedies that apply to a foreclosure of a leasehold mortgage or deed of trust, in that the lender can foreclose the loan and assume ownership of the shares and of the borrower’s rights as lessee under the related proprietary lease or occupancy agreement. Typically, the lender and the cooperative housing corporation enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the borrower on its obligations under the lease or occupancy agreement.

A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, is also responsible for meeting these mortgage and rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing the tenant-stockholder’s pro rata share of the Cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See “ — Realizing Upon Cooperative Loan Security” below.

There are certain risks that arise as a result of the cooperative form of ownership that differentiate Cooperative Loans from other types of Mortgage Loans. For example, the power of the board of directors of most cooperative housing corporations to reject a proposed purchaser of a unit owner’s shares (and prevent the sale of an apartment) for any reason (other than reasons based upon unlawful discrimination), or for no reason, significantly reduces the universe of potential purchasers in the event of a foreclosure. Moreover, in buildings where the “sponsor” (i.e., the owner of the unsold shares in the corporation) holds a significant number of unsold interests in apartments, cooperative apartment owners run a special risk that the sponsor may go into default on its proprietary leases or occupancy agreements, and thereby cause a default under the underlying mortgage loan to the cooperative housing corporation that is secured by a mortgage on the building. In this case, the unit owners may be forced to make up any shortfall in income to the cooperative housing corporation resulting from the sponsor’s default or risk losing their apartments in a foreclosure proceeding brought by the holder of the mortgage on the building. Not only would the value attributable to the right to occupy a particular apartment be adversely affected by the occurrence, but the foreclosure of a mortgage on the building in which the apartment is located could result in a total loss of the shareholder’s equity in the building and right to occupy the apartment (and a corresponding loss of the lender’s security for its Cooperative Loan).

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder” (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which these items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under the section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that the failure would be permitted to continue over a period of years appears remote.

Foreclosure on Mortgages

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court’s equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor’s default was neither willful nor in bad faith or the mortgagee’s action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct sufficient to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than reasonably equivalent value or fair consideration and the sale occurred while the mortgagor was insolvent or insufficiently capitalized and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee generally being precluded from pursuing both at the same time.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where it is available. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Realizing Upon Cooperative Loan Security

The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the Cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative’s right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the “UCC”) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “— Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a mortgage secured by the cooperative building itself, where the building was converted from a rental building to a building owned by a cooperative, under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elect to remain in the building but who did not purchase shares in the cooperative when the building was so converted. In addition, all cooperative units that were previously rent controlled or rent stabilized may convert to their prior state of rent-controlled or rent-stabilized apartments.

Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

In addition to the statutory prohibitions on deficiency judgments, certain Mortgage Loans in the trust fund may, by their terms, prohibit recourse to the borrower in the event proceeds from foreclosure or other liquidation are insufficient to satisfy the debt. These Mortgage Loans may also not require payments of principal and interest until maturity, thereby increasing the likelihood that a deficiency will exist.

Cooperative Loans

Generally, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Leases and Rents

Commercial and multifamily mortgage loan transactions often provide for an assignment of the leases and rents pursuant to which the borrower typically assigns its right, title and interest, as landlord under each lease and the income derived therefrom, to the lender while either obtaining a license to collect rents for so long as there is no default or providing for the direct payment to the lender. Local law, however, may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents under the lease.

Federal Bankruptcy and Other Laws Affecting Creditors’ Rights

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Servicemembers Civil Relief Act, as amended (the “Servicemembers Civil Relief Act”), and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Thus, the Bankruptcy Code will delay or interfere with the enforcement of the secured lender’s rights in respect of a defaulted loan. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 rehabilitative plan under the Bankruptcy Code to cure a monetary default with respect to a loan on a debtor’s residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor’s Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor.

In a case under the Bankruptcy Code, the lender is precluded from foreclosing its security interest without authorization from the bankruptcy court. The lender’s lien will be limited in amount to the value of the lender’s interest in the collateral as of the date of the bankruptcy, and the trustee in bankruptcy (including the debtor in possession) can recover from the collateral at the expense of the secured lender the costs or expenses of preserving or disposing of such collateral to the extent of any benefit to the secured lender. The secured creditor is entitled to the value of its security plus post-petition interest, attorney’s fees and costs only to the extent the value of the security exceeds the debt. However, if the value of the collateral is less than the debt, then the lender does not receive post-petition interest, attorney’s fees or costs. Further, in a Chapter 11 case under the Bankruptcy Code, the loan term may be extended, the interest rate may be adjusted to market rates, the lien may be transferred to other collateral, and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, Home Ownership and Equity Protection Act of 1994 and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Federal Bankruptcy Laws Relating to Mortgage Loans Secured by Multifamily Property

Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in- possession rejects an executory contract or an unexpired lease, rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, if the mortgagor is the other party or parties to the executory contract or unexpired lease, such as a lessor under a lease, the mortgagor would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for damages from the termination of a lease of real property will be limited to the sum of (1) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the lender repossessed, or the lessee surrendered, the leased property, and (2) any unpaid rent due under the lease, without acceleration, on the earlier of these dates.

Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Under Section 365(f) of the Bankruptcy Code, if a trustee assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a mortgagor under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee or a mortgagor, as applicable.

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of the sale.

Servicemembers Civil Relief Act

Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service called to active duty:

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are entitled to have interest rates reduced and capped at 6% per annum (and all interest in excess of 6% per annum forgiven), on obligations (including Mortgage Loans and Manufactured Home Loans) incurred prior to the commencement of military service for the duration of active duty status;

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may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on the obligations entered into prior to military service; and

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may have the maturity of the obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of active duty status.

However, the benefits listed above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with the obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower’s obligation to repay amounts otherwise due on a Mortgage Loan or Manufactured Home Loan included in a Trust for a series is relieved pursuant to the Servicemembers Civil Relief Act, neither the servicer, the master servicer nor the trustee will be required to advance the amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of the related series.

As specified in the prospectus supplement, any shortfalls in interest collections on Mortgage Loans included in a Trust for a series resulting from application of the Servicemembers Civil Relief Act will be allocated to each class of securities of the related series that is entitled to receive interest in respect of the Mortgage Loans or Manufactured Home Loans in proportion to the interest that each class of Securities would have otherwise been entitled to receive in respect of such Mortgage Loans had such interest shortfall not occurred.

In addition to the Servicemembers Civil Relief Act, state laws such as the California Military and Veterans Code, as amended, provide similar relief for members of the military and neither the servicer, the master servicer nor the trustee will be required to advance amounts for any reductions due to application of such laws and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of the related series.

Environmental Considerations

Real property pledged as security to a lender may be subject to potential environmental risks  Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan.  In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Under the laws of certain states where Mortgaged Properties may be located, the owner’s failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by the state.  In several states such lien has priority over the lien of an existing mortgage against such property.  Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

Under some circumstances, cleanup costs, or the obligation to take remedial actions, can be imposed on a secured party such as the trustee.  Under the laws of some states and under CERCLA, current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property.  Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of “owner” or “operator;” consequently, such laws often specifically exclude such a secured lender from the definitions of “owner” or “operator”, provided that the lender does not participate in the management of the facility.

Whether actions taken by a secured creditor would constitute such participation in the management of a facility or property, so that the lender loses the protection of the secured creditor exclusion, would be determined on a case by case basis, depending on the actions of the particular lender.  Under amendments to CERCLA enacted in 1996, known as the “Asset Conservation Act,” a lender must actually participate in the operational affairs of the property or the borrower, in order to be deemed to have “participated in the management of the facility.”  The Asset Conservation Act also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations.  Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices or assumes day-to-day management of all operational functions of the secured property.

It should be noted that the secured creditor exclusion does not govern liability for cleanup costs under state law or under federal laws other than CERCLA.  CERCLA’s jurisdiction extends to the investigation and remediation of releases of “hazardous substances.”  The definition of “hazardous substances” under CERCLA specifically excludes petroleum products.  Under federal law, the operation and management of underground petroleum storage tanks (excluding heating oil) is governed by Subtitle I of the Resource Conservation and Recovery Act (“RCRA”).  Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks.  However, liability for cleanup of petroleum contamination will most likely be governed by state law, which may not provide any specific protection for secured creditors or alternatively, may not impose liability on secured creditors.

Unless otherwise stated in the applicable prospectus supplement, the Seller will represent, as of the applicable date described in such prospectus supplement, that either (1) to the best of its knowledge no Mortgaged Property securing a Commercial, Multifamily or Mixed Use Mortgage Loan is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, such Mortgaged Property or which would subject the owner or operator of such Mortgaged Property or a lender secured by such Mortgaged Property to liability under applicable law, and there are no liens which relate to the existence of any clean-up of a hazardous substance (and to the best of its knowledge no circumstances are existing that under law would give rise to any such lien) affecting the Mortgaged Property that are or may be liens prior to or on a parity with the lien of the related mortgage, or (2) an Environmental Policy is in effect with respect to each affected Mortgaged Property.  In many cases the agreements will provide that the servicers, acting on behalf of the trustee, may not acquire title to a Mortgaged Property or take over its operation if such servicer has notice or knowledge of toxic or hazardous substances on such property unless such servicer has determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (1) the Mortgaged Property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (2) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any hazardous substances are present for which such action would be required, taking such actions with respect to the affected Mortgaged Property is in the best economic interest of securityholders.  Such requirements effectively preclude enforcement of the security for the related mortgage Note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that the trust will become liable for any environmental conditions affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan.  However, there can be no assurance that any environmental assessment obtained by a servicer will detect all possible environmental conditions or that the other requirements of the agreements, even if fully observed by the servicers will in fact insulate the trust from liability for environmental conditions.

If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment-proof.  Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the loan documents.  Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see “— Anti-Deficiency Legislation and Other Limitations on Lenders” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

Due-on-Sale Clauses in Mortgage Loans

Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender’s prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St. Germain Act”) generally preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. As a result, due-on-sale clauses have become enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to mortgage loans that were:

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originated or assumed during the “window period” under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982; and

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originated by lenders other than national banks, federal savings institutions and federal credit unions.

Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states — Arizona, Michigan, Minnesota, New Mexico and Utah — have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

Enforceability of Prepayment Charges, Late Payment Fees and Debt-Acceleration Clauses

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Some of the Commercial, Multifamily and Mixed Use Mortgage Loans included in a trust will include a “debt-acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower.  The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices.  The courts of any state, however, may refuse to permit foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.  Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting such defaulted payments.

Equitable Limitations on Remedies

In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment premium or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of that state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

The depositor has been advised by counsel that a court interpreting Title V would hold that residential Mortgage Loans related to a series originated on or after January 1, 1980, are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the residential Mortgage Loans, any such limitation under the state’s usury law would not apply to the residential Mortgage Loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans originated after the date of the state action will be eligible as Primary Assets if the Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

Commercial, Multifamily and Mixed Use Loans

The market value of any commercial, multifamily or mixed use property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the commercial or dwelling units, the sale price, the value of any alternative uses, or such other factors as are considered by the originator.  Because a default on a commercial loan, multifamily loan or mixed use loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated.  To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit enhancement, a loss may be experienced.  With respect to multifamily property consisting of an apartment building owned by a Cooperative, the Cooperative’s ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders.  Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders.  The Cooperative’s ability to pay the principal balance of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan.  The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage.

In most states, hotel and motel room rates are considered accounts receivable under the UCC.  Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel.  In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection.  Mortgage Loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse.  A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates.  However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower without a hearing or the lender’s consent, or unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use.

Leases and Rents

Some of the Commercial, Multifamily and Mixed Use Mortgage Loans are secured by an assignment of leases (each, a “lease”) and rents of one or more lessees (each, a “lessee”), either through a separate document of assignment or as incorporated in the mortgage.  Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation.  The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan.  Failure to properly perfect the lender’s interest in rents may result in the loss of a substantial pool of funds that otherwise could serve as a source of repayment for the loan.  In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents.  Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents.  Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession.  Such risks include liability for environmental clean-up costs and other risks inherent to property ownership.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Default Interest and Limitations on Prepayment

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made.  They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge.  In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.  Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

Secondary Financing; Due-on-Encumbrance Provisions

Some mortgage loans secured by commercial property, mixed use property or multifamily property do not restrict secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans.  Some mortgage loans secured by commercial property, mixed use property or multifamily property preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property) or may require the consent of the senior lender to any second or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances.  Unless otherwise specified in the applicable prospectus supplement, the related agreement will provide that if any mortgage loan contains a provision in the nature of a due-on-encumbrance clause, which by its terms: (1) provides that such mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related mortgaged property; or (2) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related mortgaged property, then for so long as such mortgage loan is included in the applicable trust, the applicable servicer, on behalf of the trustee, will be requested to exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such mortgage loan to (x) accelerate the payments thereon, or (y) withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the agreements.

Where the borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subject to additional risk.  First, the borrower may have difficulty servicing and repaying multiple loans.  Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender.  For example, if the borrower and the senior lender agree to an increase in the principal balance of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened.  Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender.  Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

Mortgaged properties are subject to compliance with various federal, state and local statutes and regulations.  Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property that could, together with the possibility of limited alternative uses for a particular mortgaged property, result in a failure to realize the full principal balance of the related mortgage loan.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent “readily achievable.”  In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and useable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person.  In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.  Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing secured party who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Personal Property

The equipment securing a franchise loan generally is considered personal property.  The creation and enforcement of liens on personal property generally are governed by the UCC as adopted in the applicable jurisdiction.  To the extent that personal property has been pledged to secure a loan, the security interest is generally perfected by the filing of financing statements and by subsequent filing of continuation statements as required.  If a trustee or servicer fails to file any necessary continuation statement, another creditor’s security interest in the related property could have priority over the security interest of the related trust.

Repossession of personal property is governed by state law and is subject to certain limitations.  Some states require that the borrower be given a period of time prescribed by statute before repossession may commence.

Adjustable Interest Rate Loans

ARMs originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate “alternative mortgage instruments” (including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions.  Certain states have taken this type of action.

The depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARMs that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

Manufactured Home Loans

Security Interests in the Manufactured Homes

Law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in Manufactured Homes may be perfected either by notation of the secured party’s lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or a servicer may effect a notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a Manufactured Home Loan is registered. In the event the notation or delivery is not effected or the security interest is not filed in accordance with the applicable law (for example, is filed under a motor vehicle title statute rather than under the UCC, in a few states), a first priority security interest in the Manufactured Home securing a Manufactured Home Loan may not be obtained.

As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that Manufactured Homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the Manufactured Home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

Manufactured Home Loans typically contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the lender or its assignee. With respect to a series of Securities evidencing interests in a trust fund that includes Manufactured Home Loans and as described in the prospectus supplement, the depositor may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If the real estate filings are not made and if any of the foregoing events were to occur, the only recourse of the securityholders would be against the depositor pursuant to its repurchase obligation for breach of warranties. A PMBS Agreement pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will generally have substantially similar requirements for perfection of a security interest.

In general, upon an assignment of a Manufactured Home Loan, the certificate of title relating to the Manufactured Home will not be amended to identify the assignee as the new secured party. In most states, an assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor’s rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the assignor.

Relocation of a Manufactured Home

In the event that the owner of a Manufactured Home moves the home to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after relocation and thereafter only if and after the owner reregisters the Manufactured Home in the state. If the owner were to relocate a Manufactured Home to another state and not reregister the Manufactured Home in the state, and if steps are not taken to reperfect the trustee’s security interest in the state, the security interest in the Manufactured Home would cease to be perfected.

A majority of states generally require surrender of a certificate of title to reregister a Manufactured Home; accordingly, possession of the certificate of title to the Manufactured Home must be surrendered or, in the case of Manufactured Homes registered in states that provide for notation of lien, the notice of surrender must be given to any person whose security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the owner of the Manufactured Home Loan would have the opportunity to reperfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, reregistration could defeat perfection.

In the ordinary course of servicing the Manufactured Home Loans, the servicer will be required to take steps to effect reperfection upon receipt of notice of reregistration or information from the borrower as to relocation. Similarly, when a borrower under a Manufactured Home Loan sells the related Manufactured Home, the trustee must surrender possession of the certificate of title or the trustee will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Manufactured Home Loan before release of the lien. Under the Agreements, the depositor is obligated to take these steps, at the servicer’s expense, as are necessary to maintain perfection of security interests in the Manufactured Homes. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will impose substantially similar requirements.

Intervening Liens

Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Manufactured Home Loan. However, the liens could arise at any time during the term of a Manufactured Home Loan. No notice will be given to the trustee or securityholders in the event a lien arises. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will contain substantially similar requirements.

Enforcement of Security Interests in Manufactured Homes

So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Manufactured Home Loan by voluntary surrender, by “self-help” repossession that is “peaceful” (i.e., without breach of the peace) or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Manufactured Home Loan must give the debtor a number of days’ notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before the resale. In the event of repossession and resale of a Manufactured Home, the holder of a Manufactured Home Loan would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the borrower.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a borrower for any deficiency on repossession and resale of the Manufactured Home securing the borrower’s loan. However, some states impose prohibitions or limitations on deficiency judgments. See “— Anti-Deficiency Legislation and Other Limitations on Lenders” above.

Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. See “— Anti-Deficiency Legislation and Other Limitations on Lenders — Federal Bankruptcy and Other Laws Affecting Creditors’ Rights” and “— Equitable Limitations on Remedies” above.

Consumer Protection Laws

The so-called “Holder-In-Due-Course” rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the borrower thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the borrower could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Manufactured Home Loan; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Manufactured Home Loan, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Manufactured Home Loan.

Transfers of Manufactured Homes; Enforceability of “Due-on-Sale” Clauses

Loans and installment sale contracts relating to a Manufactured Home Loan typically prohibit the sale or transfer of the related Manufactured Homes without the consent of the lender and permit the acceleration of the maturity of the Manufactured Home Loans by the lender upon any the sale or transfer for which no the consent is granted.

In the case of a transfer of a Manufactured Home, the lender’s ability to accelerate the maturity of the related Manufactured Home Loan will depend on the enforceability under state law of the “due-on-sale” clause. The Garn-St. Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of “due-on-sale” clauses applicable to the Manufactured Homes. See “— Due-On-Sale Clauses in Mortgage Loans” above. With respect to any Manufactured Home Loan secured by a Manufactured Home occupied by the borrower, the ability to accelerate will not apply to those types of transfers discussed in “Due-On-Sale Clauses in Mortgage Loans” above. FHA Term Loans and VA Loans are not permitted to contain “due-on-sale” clauses, and so are freely assumable.

Applicability of Usury Laws

Title V provides that, subject to the following conditions, state usury limitations will not apply to any loan that is secured by a first lien on certain kinds of Manufactured Homes. The Manufactured Home Loans would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. See “— Applicability of Usury Laws” above.

The Home Improvement Loans

General

The Home Improvement Loans, other than those Home Improvement Loans that are unsecured or secured by mortgages on real estate generally are “chattel paper” or constitute “purchase money security interests” each as defined in the UCC.  Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper.  Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee.  In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts.  Generally, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee.  Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee’s interest in the contracts could be defeated.

Security Interests in Home Improvements

The contracts that are secured by the home improvements financed thereby grant to the originator of such contracts a purchase money security interest in such home improvements to secure all or part of the purchase price of such home improvements and related services.  A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods.  Such purchase money security interests are assignable.  In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral.  However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in such home improvement must generally be perfected by a timely fixture filing.  In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land.  Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest in Home Improvements

So long as the home improvement has not become subject to the real estate law, the description under “—Manufactured Home Loans – Enforcement of Security Interests in Manufactured Homes” is generally applicable to home improvements.

Consumer Protection Laws

The description under “—Manufactured Home Loans – Consumer Protection Laws” above. is generally applicable to home improvements.

Applicability of Usury Laws

The description under “—Manufactured Home Loans – Consumer Protection Laws” is generally applicable to home improvements.

Installment Contracts

The Loans may also consist of installment contracts.  Under an installment contract the seller, or lender, retains legal title to the property and enters into an agreement with the purchaser, or borrower, for the payment of the purchase price, plus interest, over the term of the contract.  Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser.  As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms.  The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer’s equitable interest in the property is forfeited.  In that situation, the lender does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession.  In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property.  However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture.  Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right.  In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.

Nevertheless, generally speaking, the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Yield, Prepayment and Maturity Considerations

Payment Delays

With respect to any series, a period of time will elapse between receipt of payments or distributions on the Primary Assets and the Distribution Date on which the payments or distributions are paid to securityholders.  This delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt.  The prospectus supplement will set forth an example of the timing of receipts and the distribution of collections to securityholders, so that the impact of this delay can be understood.

Principal Prepayments

With respect to a series for which the Primary Assets consist of Loans, when a Loan prepays in full, the borrower will generally be required to pay interest on the amount of the prepayment only to the prepayment date. In addition, the prepayment may not be required to be paid to securityholders until the month following receipt.  The effect of these provisions is to reduce the aggregate amount of interest that would otherwise be available for distributions on the Securities.  Therefore, the yield that would be obtained if interest continued to accrue on the Loan until the principal prepayment is paid to securityholders, is effectively reduced.  To the extent specified in the prospectus supplement, this effect on yield may be mitigated by, among other things, an adjustment to the Master Servicing Fee or Servicing Fee otherwise payable to the master servicer or servicer, respectively, with respect to prepaid Loans.  Further, if the Interest Rate on a class of Securities in a series is based upon a weighted average of the interest rates on the Loans comprising or underlying the Primary Assets, interest on these Securities may be paid or accrued in the future at a rate lower than the initial interest rate, to the extent that Loans bearing higher rates of interest are prepaid more quickly than Loans bearing lower rates of interest.  See “Servicing of Loans—Advances and Other Payments, and Limitations Thereon.”

Timing of Reduction of Principal Amount

A Multi-Class Series may provide that, for purposes of calculating interest distributions, the principal amount of the Securities is deemed reduced as of a date prior to the Distribution Date on which principal thereon is actually distributed. Consequently, the amount of interest accrued during any interest accrual period, as specified in the prospectus supplement, will be less than the amount that would have accrued on the actual principal amount of the Securities outstanding. The effect of these provisions is to produce a lower yield on the Securities than would be obtained if interest were to accrue on the Securities on the actual unpaid principal amount of the Securities to each Distribution Date. The prospectus supplement will specify the time at which the principal amounts of the Securities are determined or are deemed reduced for purposes of calculating interest distributions on Securities of a Multi-Class Series.

Interest or Principal Weighted Securities

If a class of Securities consists of Interest Weighted Securities or Principal Weighted Securities, a lower rate of principal prepayments than anticipated will negatively affect yield to investors in Principal Weighted Securities, and a higher rate of principal prepayments than anticipated will negatively affect yield to investors in Interest Weighted Securities. The prospectus supplement will include a table showing the effect of various levels of prepayment on yields on these types of Securities. The tables will illustrate the sensitivity of yields to various prepayment rates and will not purport to predict, or provide information enabling investors to predict, yields or prepayment rates.

Certain Derivative Instruments

In order to protect certain Securities from shortfalls in interest payments, the trust fund may enter into derivative instruments.  The prospectus supplement will specify the terms and conditions of any interest rate swap agreements, interest rate cap contracts, currency swaps, currency options or other yield supplement agreements as well as identifying any derivative counterparty.  Any derivative instruments will provide only temporary, limited protection against upward movements in the applicable Index, and, to the limited extent described in the prospectus supplement, will generally diminish the amount of interest rate or basis risk shortfalls associated with the mismatch between the weighted average interest rate of Loans that have a fixed interest rate and the variable rate Index applicable to the related Securities during the applicable period the related derivative instrument is in effect.  Any such amounts that are received by the Trust Fund may not be sufficient to pay interest shortfalls on the Securities.

In addition, in the case of a swap agreement, any net swap payment payable to the applicable swap counterparty under the terms of such swap agreement may reduce amounts available for payment on the Securities, and may reduce payments of interest on the Securities.  If the rate of prepayments on the Loans is faster than anticipated, the swap notional balance on which payments due under such swap agreement are calculated may exceed the total principal balance of the Loans, thereby increasing the relative proportion of interest collections on the Loans that must be applied to make swap payments to the swap counterparty.  Therefore, the combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on any Securities covered by a swap agreement.  See “Derivatives.”

Final Scheduled Distribution Date

The prospectus supplement will specify the Final Scheduled Distribution Date or Maturity Date for each class of a Multi-Class Series.  The Maturity Date for each class of Notes is the date on which the principal of the class of Notes will be fully paid.  The Final Scheduled Distribution Date for each class of Certificates is the date on which the entire aggregate principal balance of the class will be reduced to zero. These calculations will be based on the assumptions described in the prospectus supplement.  Because prepayments on the Loans underlying or comprising the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual maturity of the class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date.  Furthermore, with respect to the Certificates, as a result of delinquencies, defaults and liquidations of the assets in the trust fund, the actual final distribution date of any Certificate may occur later than its Final Scheduled Distribution Date.

Prepayments and Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of the security will be repaid to the investor. The weighted average life of the Securities of a series will be influenced by the rate at which principal on the Loans comprising or underlying the Primary Assets for the Securities is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes prepayments, in whole or in part, and liquidations due to default).

The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors and the rate of prepayments of loans has fluctuated significantly. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans comprising or underlying the Primary Assets for a series, those Loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those Loans. It should be noted that the Loans comprising or underlying the Primary Assets for a series may have different interest rates, and the stated pass-through or interest rate of certain Primary Assets or the Interest Rate on the Securities may be a number of percentage points less than interest rates on the Loans. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans comprising or underlying the Primary Assets. If any Loans comprising or underlying the Primary Assets for a series have actual terms-to-stated maturity less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more classes of the series may be fully paid prior to their respective stated maturities.

Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model, each as described below.

CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans underlying or comprising the Primary Assets. Thus, it is likely that prepayment of any Loans comprising or underlying the Primary Assets for any series will not conform to the FHA Prepayment Experience or to any level of CPR or SPA.

The prospectus supplement for each Multi-Class Series will describe the prepayment standard or model used to prepare any illustrative tables setting forth the weighted average life of each class of that series under a given set of prepayment assumptions. The prospectus supplement will also describe the percentage of the initial principal balance of each class of a series that would be outstanding on specified Distribution Dates for the series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the Loans comprising or underlying the related Primary Assets are made at rates corresponding to various percentages of CPR or SPA or at such other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities or prepayment rates of the Loans comprising or underlying the related Primary Assets.

Other Factors Affecting Weighted Average Life

Type of Loan

Mortgage Loans secured by commercial properties or Multifamily Properties may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loan.  ARMs, Bi-Weekly Loans, GEM Loans, GPM Loans or Buy-Down Loans comprising or underlying the Primary Assets may experience a rate of principal prepayments that is different from the principal prepayment rate for ARMs, Bi-Weekly Loans, GEM Loans and GPM Loans included in any other mortgage pool or from Conventional fixed rate Loans or from other adjustable rate or graduated equity mortgages having different characteristics. There can be no assurance as to the respective rates of prepayment of these Loans in either stable or changing interest rate environments.

In the case of a Negatively Amortizing ARM, if interest rates rise without a simultaneous increase in the related Scheduled Payment, negative amortization may result or Deferred Interest may arise. However, borrowers may pay amounts in addition to their Scheduled Payments in order to avoid negative amortization and to increase tax deductible interest payments.

To the extent that any of Mortgage Loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of the Mortgage Loan and a smaller portion of the Scheduled Payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of the Mortgage Loans will increase.

In a declining interest rate environment, the portion of each Scheduled Payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Mortgage Loan, thereby resulting in accelerated amortization of the ARM. Any such acceleration in amortization of the principal balance of any Negatively Amortizing ARM will shorten the weighted average life of the Mortgage Loan. The application of partial prepayments to reduce the outstanding principal balance of a Negatively Amortizing ARM will tend to reduce the weighted average life of the Mortgage Loan and will adversely affect the yield to holders who purchased their Securities at a premium, if any, and holders of classes of Interest Weighted Securities. The pooling of Negatively Amortizing ARMs having Rate Adjustment Dates in different months, together with different initial Mortgage Rates, Lifetime Mortgage Rate Caps, Minimum Mortgage Rates and stated maturity dates, could result in some Negatively Amortizing ARMs that comprise or underlie the Primary Assets experiencing negative amortization while the amortization of other Negatively Amortizing ARMs may be accelerated.

If the Loans comprising or underlying the Primary Assets for a series include ARMs that permit the borrower to convert to a long-term fixed interest rate loan, the servicer or PMBS Servicer, as applicable, may, if specified in the prospectus supplement, be obligated to repurchase any Loan so converted. Any such conversion and repurchase would reduce the average weighted life of the Securities of the related series.

A GEM Loan provides for scheduled annual increases in the borrower’s Scheduled Payment. Because the additional portion of the Scheduled Payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date.  The prepayment experience with respect to Manufactured Home Loans will generally not correspond to the prepayment experience on other types of housing loans.  Even though some Manufactured Home Loans may be FHA Term Loans, no statistics similar to those describing the FHA experience above are available with respect to Manufactured Home Loans.

In the case of Mortgage Loans that do not require the borrowers to make payments of principal or interest until the occurrence of certain maturity events, the Mortgage Loans will generate enough cash to pay interest and principal on the Securities of the related series only if specified maturity events occur with sufficient frequency and relative regularity.  There can be no assurance regarding the rate and timing of the occurrence of maturity events with respect to these Mortgage Loans.

Foreclosures and Payment Plans

The number of foreclosures and the principal amount of the Loans comprising or underlying the Primary Assets that are foreclosed in relation to the number of Loans that are repaid in accordance with their terms will affect the weighted average life of the Loans comprising or underlying the Primary Assets and that of the related series of Securities.  Servicing decisions made with respect to the Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Loans.  In particular, the return to holders of Securities who purchased their Securities at a premium, if any, and the return on a class of Interest Weighted Securities may be adversely affected by servicing policies and decisions relating to foreclosures.

Due on Sale Clauses

The acceleration of repayment as a result of certain transfers of the Mortgaged Property is another factor affecting prepayment rates, and is a factor that is not reflected in the FHA experience.  While each of the Mortgage Loans included in the FHA statistics is assumable by a purchaser of the underlying mortgaged property, the Loans constituting or underlying the Primary Assets may include “due-on-sale” clauses.  Except as otherwise described in the prospectus supplement for a series, the PMBS Servicer of Loans underlying Private Mortgage-Backed Securities and the servicer of Loans constituting the Primary Assets for a series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any “due-on-sale” clause applicable to the related Loan under the circumstances and in the manner it enforces due-on-sale clauses with respect to other similar loans in its portfolio. FHA Term Loans and VA Loans are not permitted to contain “due-on-sale” clauses and are freely assumable by qualified persons.  However, as homeowners move or default on their housing loans, the Mortgaged Property is generally sold and the loans prepaid, even though, by their terms, the loans are not “due-on-sale” and could have been assumed by new buyers.

Optional Termination

If specified in the prospectus supplement, any designated entity may cause an early termination of the trust fund by repurchasing the remaining Primary Assets in the Trust Fund, or may purchase Securities of certain classes. See “Description of the Securities — Optional Termination.”

Material Federal Income Tax Considerations

The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion has been prepared with the advice of McKee Nelson LLP, Dechert LLP and Heller Ehrman LLP, each as special counsel to the depositor. This discussion is based on authorities currently in effect, all of which are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

This discussion is directed solely to Security Owners that purchase securities at issuance and hold them as “capital assets” within the meaning of Section 1221 of the Code. The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

In addition, this discussion does not address the state, local, foreign or other tax consequences of the purchase, ownership and disposition of securities.  We encourage you to consult your own tax advisor in determining the state, local, foreign and other tax consequences of the purchase, ownership and disposition of securities.  Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

In this discussion, when we use the term:

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“Security Owner,” we mean any person holding a beneficial ownership interest in securities;

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“Code,” we mean the Internal Revenue Code of 1986, as amended;

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“IRS,” we mean the Internal Revenue Service;

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“AFR,” we mean the applicable federal rate, which is an average of then prevailing yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

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“Foreign Person,” we mean any person other than a U.S. Person; and

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“U.S. Person,” we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

Types of Securities

This discussion addresses the following four types of securities:

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REMIC certificates;

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exchangeable securities;

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notes issued by a trust, including a trust for which an election to treat such entity as a “real estate investment trust” within the meaning of Section 856(a) of the Code (a “REIT”) has been made;

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trust certificates issued by trusts for which a REMIC election is not made; and

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securities that comprise an interest in one of the foregoing and an interest in other property such as a notional principal contract (“Stapled Securities”).

The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities. The discussions under “— Special Tax Attributes,” “— Backup Withholding” and “— Reportable Transactions” below address all types of securities.

REMIC Certificates Generally

With respect to each series of REMIC certificates, McKee Nelson LLP, Dechert LLP or Heller Ehrman LLP (“Company Counsel”) will deliver its opinion that, assuming compliance with all provisions of the related trust agreement and related documents, the related trust will comprise one or more “REMICs” within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be “regular interests” or “residual interests” in a REMIC within the meaning set out in Section 860G(a) of the Code. The prospectus supplement for REMIC certificates will identify the regular interests and residual interest in the REMIC.

A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. In this discussion, we refer to a REMIC certificate representing a regular interest in a REMIC as a “REMIC regular certificate.” REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of securities treated as debt instruments, including REMIC regular certificates, is discussed under “— Taxation of Securities Treated as Debt Instruments” below. You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

In this discussion, we refer to a REMIC certificate representing a residual interest in a REMIC as a “REMIC residual certificate” and the owner of a beneficial interest in a REMIC residual certificate as a “Residual Owner.” The tax treatment of REMIC residual certificates is discussed under “— REMIC Residual Certificates” below.

A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions. In general, a “prohibited transaction” means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects “net income from foreclosure property” to tax at the highest corporate rate. We do not anticipate that any REMIC with respect to which we will offer certificates will engage in any such transactions or receive any such income.

If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described under “— Special Tax Attributes” below. In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity’s income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

Stapled Securities

As provided in the applicable prospectus supplement, a security may represent both: (a) the ownership of a REMIC regular interest, an exchangeable security, a note, a trust certificate, or a partner certificate; and (b) an interest in a notional principal contract.
With respect to a REMIC, for example, this can occur if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In such a case, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an “outside reserve fund”). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

Among other requirements, the holder of a Stapled Security must allocate its purchase price for such security between its components.  See the applicable prospectus supplement for further information.

Exchangeable Securities Generally

Each class of exchangeable securities will represent beneficial ownership of one or more interests in one or more REMIC certificates.  The prospectus supplement will specify whether each class of exchangeable securities represents a proportionate or disproportionate interest in each underlying REMIC certificate.  The exchangeable securities will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code.  The tax treatment of exchangeable securities is discussed under “—Exchangeable Securities”  below.

Issuance of Notes Generally

For each issuance of notes by a trust that does not make a REMIC election, Company Counsel will deliver its opinion that, assuming compliance with the trust agreement and related documents, the notes will constitute debt instruments for federal income tax purposes. Generally, no regulations, published rulings or judicial decisions exist that definitively characterize for federal income tax purposes securities with terms substantially the same as the notes. The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes. The tax treatment of securities treated as debt instruments is discussed under “— Taxation of Securities Treated as Debt Instruments” below. If, contrary to the opinion of Company Counsel, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under “— Taxation of Securities Treated as Debt Instruments.”

With respect to certain trusts that issue notes, an election may be made to treat the trust as a REIT.  In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code. The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

Classification of Trust Certificates Generally

With respect to each series of trust certificates for which no REMIC election is made, Company Counsel will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a “Grantor Trust” and to the certificates issued by the trust as “Grantor Trust Certificates”); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as “Partner Certificates”).  The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes. The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions.  For a discussion of the tax treatment of Grantor Trust Certificates, see “—Grantor Trust Certificates” below, and for a discussion of the tax treatment of Partner Certificates, see “—Partner Certificates” below.

Taxation of Securities Treated as Debt Instruments

When we refer to “Debt Securities” in the discussion that follows, we mean (i) REMIC regular certificates and (ii) notes issued by a trust that does not make a REMIC election. This discussion is based in part on the regulations applicable to original issue discount (the “OID Regulations”) and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”).  Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities. To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the method described in the Conference Committee Report to the 1986 Act.  No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability.  Prospective investors are encouraged to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount with respect to Debt Securities.

Interest Income and OID

Debt Securities may be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code (“OID”).  A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price and such excess is more than a de minimis amount. Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below.  A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date.  The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate (“Qualified Stated Interest”).  Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood.  Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an “accrual class”), or a class the interest on which is substantially disproportionate to its principal amount (a “super-premium class”).

To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular certificates, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner’s method of tax accounting. If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security’s stated redemption price at maturity. Qualified Stated Interest payable on a REMIC regular certificate must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the “PAC Method”). Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust’s assets.

For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust’s assets. The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust’s assets actually will occur.

Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust’s assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security. It is possible, although not certain, that a Security Owner might be permitted to recognize a loss in such a situation to the extent the Security Owner’s basis in the Debt Security exceeds the maximum amount of payments that it could ever receive with respect to that Debt Security.  However, such a loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Debt Securities that are interest-only classes or super-premium classes, because they can have negative yields if the underlying loans held by the trust prepay more quickly than anticipated.

Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of (i) the total amount of the de minimis OID and (ii) a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the Debt Security.

Variable Rate Securities

Debt Securities may provide for interest based on a variable rate. The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under “— Interest Income and OID” above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security. It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class.  OID reportable for any period will be adjusted based on subsequent changes in the applicable Index.

Acquisition Premium

If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an “acquisition premium” as that term is defined in Section 1272(a)(7) of the Code.  The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium. Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security.  Security Owners should be aware that this fixed fraction method will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security’s stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

Market Discount

If a purchaser acquires a Debt Security at a price that is less than its outstanding principal amount (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a “market discount bond”). If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i) 0.25 percent, (ii) the stated redemption price at maturity of the Debt Security and (iii) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See “— Interest Income and OID” above.

Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we encourage prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

Amortizable Bond Premium

A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under Section 171 of the Code. If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner’s income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

Non-Pro Rata Securities

A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a “non-pro rata security”). In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole.  Prospective investors are encouraged to consult their tax advisors as to this treatment.

Election to Treat All Interest as OID

The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a “constant yield election”). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner’s acquisition would apply. If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above. Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.

Treatment of Losses

Security Owners that own REMIC regular certificates, or in the case of Debt Securities for which a REMIC election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust’s assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectability until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code. As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

Although not entirely clear, it appears that: (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security’s partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security’s complete worthlessness.  Security Owners are encouraged to consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

Sale or Other Disposition

If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner’s adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner’s cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security’s stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest (but not accrued OID previously included in income) and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

Gain from the sale of a REMIC regular certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner’s income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner’s income.

Foreign Persons

Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered “portfolio interest” and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (ii) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the “withholding agent”) with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) or other appropriate form. If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or other appropriate form provided by the Foreign Person that owns the Debt Security.  If the information shown on Form W-8BEN or other appropriate form changes, a new Form W-8BEN or other appropriate form must be filed. If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications.  We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

Information Reporting

Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under “— Market Discount” above.

Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

Exchangeable Securities

Exchangeable Securities Representing Proportionate Interests in Two or More REMIC Certificates

The prospectus supplement will specify whether an exchangeable security represents beneficial ownership of a proportionate interest in each REMIC certificate corresponding to that exchangeable security.  Each beneficial owner of such an exchangeable security should account for its ownership interest in each REMIC certificate underlying that exchangeable security as described under “—Types of Securities—REMIC Certificates Generally.”  If a beneficial owner of an exchangeable security acquires an interest in two or more underlying REMIC certificates other than in an exchange described under “Description of the Securities—Exchangeable Securities” in this prospectus, the beneficial owner must allocate its cost to acquire that exchangeable security among the related underlying REMIC certificates in proportion to their relative fair market values at the time of acquisition.  When such a beneficial owner sells the exchangeable security, the owner must allocate the sale proceeds among the underlying REMIC certificates in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies.  Under this rule, if an exchangeable security represents beneficial ownership of two or more REMIC certificates, those REMIC certificates could be treated as a single debt instrument for OID purposes.  In addition, if the two or more REMIC certificates underlying an exchangeable security were aggregated for OID purposes and a beneficial owner of an exchangeable security were to (i) exchange that exchangeable security for multiple exchangeable certificates, each of which relates to a single related underlying REMIC certificate, (ii) sell one of those exchangeable securities and (iii) retain one or more of the remaining related exchangeable securities, the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Section 1286 of the Code.  Under Section 1286 of the Code, a beneficial owner of an exchangeable security that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original exchangeable security between the related underlying REMIC certificates sold and the related REMIC certificates retained in proportion to their relative fair market values as of the date of the stripping transaction.  The beneficial owner then must recognize gain or loss on the exchangeable securities relating to the REMIC certificates sold using its basis allocable to those exchangeable securities.  Also, the beneficial owner then must treat the REMIC certificates underlying the exchangeable securities retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those exchangeable securities.  Accordingly, the beneficial owner must accrue interest and OID with respect to the exchangeable securities retained based on the beneficial owner’s basis in those exchangeable securities.

As a result, when compared to treating each REMIC certificate underlying an exchangeable security as a separate debt instrument, aggregating the REMIC certificates underlying an exchangeable security could affect the timing and character of income recognized by a beneficial owner of an exchangeable security.  Moreover, if Section 1286 were to apply to a beneficial owner of an exchangeable security, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee.  Because it may not be clear whether the aggregation rule in the OID Regulations applies to the exchangeable securities and due to the trustee’s lack of information necessary to report computations that might be required by Section 1286 of the Code, the trustee will treat each REMIC certificate underlying an exchangeable security as a separate debt instrument for information reporting purposes.  Prospective investors should note that, if the two or more REMIC certificates underlying an exchangeable security were aggregated, the timing of accruals of OID applicable to an exchangeable security could be different than that reported to holders and the IRS.  Prospective investors are encouraged to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC certificates underlying the exchangeable securities should be aggregated for OID purposes.

Exchangeable Securities Representing Disproportionate Interests in REMIC Certificates

The prospectus supplement will specify whether an exchangeable security represents beneficial ownership of a disproportionate interest in the REMIC certificate corresponding to that exchangeable security.  The tax consequences to a beneficial owner of an exchangeable security of this type will be determined under Section 1286 of the Code, except as discussed below.  Under Section 1286, a beneficial owner of an exchangeable security will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying REMIC certificates.  If an exchangeable security entitles the holder to payments of principal and interest on an underlying REMIC certificate, the IRS could contend that the exchangeable security should be treated (i) as an interest in the underlying REMIC certificate to the extent that the exchangeable security represents an equal pro rata portion of principal and interest on the underlying REMIC certificate, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments.  For purposes of information reporting, however, each exchangeable security will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

Under Section 1286, each beneficial owner of an exchangeable security must treat the exchangeable security as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it.  The stated redemption price at maturity for an exchangeable security is determined in the same manner as described with respect to REMIC certificates under “—Taxation of Securities Treated as Debt Instruments.”

If the exchangeable security has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income.  Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a REMIC certificate under “—Taxation of Securities Treated as Debt Instruments.”  A beneficial owner, however, determines its yield to maturity based on its purchase price.  For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the exchangeable security is acquired or would be the prepayment assumption for the underlying REMIC certificates.

In light of the application of Section 1286, a beneficial owner of an exchangeable security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption.  The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee.  Accordingly, any information reporting provided by the trustee with respect to the exchangeable securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates.  Prospective investors therefore should be aware that the timing of accruals of OID applicable to an exchangeable security generally will be different than that reported to holders and the IRS.  Prospective investors are encouraged to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of Section 1286 of the Code also apply if (i) a beneficial owner holds exchangeable securities relating to a single REMIC certificate, (ii) the beneficial owner sells some, but not all, of the exchangeable securities, and (iii) the combination of retained exchangeable securities.  As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC certificates between the part of the REMIC certificates underlying the exchangeable securities sold and the part of the REMIC certificates underlying the exchangeable securities retained in proportion to their relative fair market values.  Section 1286 of the Code treats the beneficial owner as purchasing the exchangeable securities retained for the amount of the basis allocated to the retained  exchangeable securities, and the beneficial owner must then accrue any OID with respect to the retained exchangeable securities as described above.  Section 1286 does not apply, however, if a beneficial owner exchanges exchangeable securities for the related exchangeable securities and retains all the exchangeable securities, see “—Treatment of Exchanges” below.

Upon the sale of an exchangeable security, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the exchangeable security.  The owner’s adjusted basis generally is equal to the owner’s cost of the exchangeable security (or portion of the cost of REMIC certificates allocable to the exchangeable security), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium.  If the beneficial owner holds the exchangeable security as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—Taxation of Securities Treated as Debt Instruments.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under “—Treatment of Exchanges” below) a combination of exchangeable securities that may be exchanged for one or more exchangeable certificates providing for payments on principal and interest matching that of the underlying REMIC certificates, the owner should be treated as owning the underlying REMIC certificates, in which case Section 1286 would not apply.  If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each exchangeable security should be treated as a separate debt instrument.  We encourage you to consult your tax advisors regarding the proper treatment of exchangeable securities in this regard.

It is not clear whether exchangeable securities subject to Section 1286 of the Code will be treated as assets described in Section 7701(a)(19)(C) of the Code or as “real estate assets” under Section 856(c)(5)(B) of the Code.  In addition, it is not clear whether the interest or OID derived from such an exchangeable security will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code.  We encourage you to consult your tax advisors regarding the proper treatment of exchangeable securities under these provisions of the Code.

Treatment of Exchanges

If a beneficial owner of one or more exchangeable securities exchanges them for the related exchangeable securities or certificates in the manner described under “Description of the Securities—Exchangeable Securities” in this prospectus, the exchange will not be taxable.  In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related exchangeable securities that it owned immediately prior to the exchange.

REMIC Residual Certificates

If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under “— Basis Rules and Distributions” below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner. The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss. Income derived from a REMIC residual certificate will be “portfolio income” for purposes of Section 469 of the Code governing passive loss limitations.

Taxable Income or Net Loss of the REMIC

Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting. There are, however, certain modifications. First, a deduction is allowed for accruals of interest and OID on the REMIC regular certificates issued by the REMIC. Second, market discount will be included in income as it accrues, based on a constant yield to maturity method. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account. Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees. See, however, “— Pass Through of Certain Expenses” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter. For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

Pass Through of Certain Expenses

A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code.  See “— Grantor Trust Certificates — Trust Expenses” below for a discussion of the limitations of Sections 67 and 68 of the Code.  Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC. In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

Excess Inclusions

Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC’s taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate. If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions. The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

For Residual Owners, an excess inclusion may not be offset by deductions, losses or loss carryovers. Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner’s excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner’s excess inclusions for the year. Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

Taxable Income May Exceed Distributions

In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year. The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under “— Excess Inclusions” above. The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC certificates, may have a significant adverse effect upon a Residual Owner’s after-tax rate of return.

Basis Rules and Distributions

A Residual Owner’s adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (i) the daily portions of REMIC net loss taken into account by the Residual Owner and (ii) distributions made by the REMIC to the Residual Owner.

A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner’s adjusted basis in the REMIC residual certificate immediately before the distribution. The distribution will reduce the Residual Owner’s adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the Residual Owner’s adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate. See “— Sales of REMIC Residual Certificates” below.

A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner’s adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate. See “— Sales of REMIC Residual Certificates.”

Sales of REMIC Residual Certificates

If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.  If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

Inducement Fees

The IRS recently issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest (“inducement fees”).  The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States.  The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Certificate.

Disqualified Organizations

If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see “— Taxation of Securities Treated as Debt Instruments — Interest Income and OID,” for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the trust agreement. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The trust agreement for each series of REMIC certificates will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity (1) such holder’s social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a “pass through entity” means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity. Moreover, in the case of any “electing large partnership,” within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income. The exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

Noneconomic REMIC Residual Certificates

A transfer of a “noneconomic” REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust. See “— Taxation of Securities Treated as Debt Instruments — Interest Income and OID,” for a discussion concerning prepayment assumptions.

All transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related trust agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

Treasury regulations contain a safe harbor under which a transfer of a noneconomic residual is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor:

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the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due;

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the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the residual interest the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due;

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the transferee must represent that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer; and

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either (i) the present value (computed based upon a statutory discount rate) of the anticipated tax liabilities associated with holding the residual interest must be no greater than the present value of the sum of any consideration given to the transferee to acquire the interest, the anticipated distributions on the interest and the anticipated tax savings associated with holding the interest, or (ii) the transferee must be a domestic taxable C corporation that meets certain asset tests and that agrees that any subsequent transfer of the interest will satisfy the same safe harbor provision and be to a domestic taxable C corporation.

Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.  The final regulations contain additional detail regarding their application, and we encourage you to consult your own tax advisor regarding the application of the safe harbor to a transfer of a REMIC residual certificate before acquiring one.

Restrictions on Transfers of Residual Certificates to Foreign Persons

Transfers to a Foreign Person of REMIC residual certificates that have tax avoidance potential are disregarded for all federal income tax purposes. If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate. The trust agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

Foreign Persons

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Owners may qualify as “portfolio interest,” subject to the conditions described in “— Taxation of Securities Treated as Debt Instruments — Foreign Persons” above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984, and (ii) the trust fund to which the REMIC residual certificate relates consists of obligations issued in “registered form” within the meaning of Section 163 (f)(1) of the Code.  Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form. Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “— Excess Inclusions” above. If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply.  Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates. If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt Securities that have OID.  See “— Restrictions on Transfers of Residual Certificates to Foreign Persons” above concerning the disregard of certain transfers having “tax avoidance potential.”  Potential investors who are Foreign Persons are encouraged to consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual certificates.

Administrative Provisions

The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC’s returns. Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The trustee or the securities administrator will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC’s residual interest. If the Code or applicable Treasury regulations do not permit the trustee or the securities administrator to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC’s tax affairs, although other holders of the REMIC residual certificates of the same series would be able to participate in those proceedings in appropriate circumstances.

Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC’s return if the holder owns 100 percent of the REMIC residual certificates for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC’s return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC taxable Income or Net Loss Allocation. Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence.  Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see “— Pass Through of Certain Expenses” above) allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC’s assets meeting the qualified asset tests described under “— Special Tax Attributes — REMIC Certificates” below.

Mark-to-Market Rules

Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

Grantor Trust Certificates

For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust: “Standard Certificates” and “Stripped Certificates.” Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

Classification of Stripped Certificates

There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate. First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped Certificates. Second, if the seller, depositor or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates. Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

Taxation of Stripped Certificates

Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the “Stripped Bond Rules”). Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. A beneficial owner of a Stripped Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments.

Generally, if a taxpayer acquires an interest in “stripped coupons” or “stripped bonds,” the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid. As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument.  The tax consequences of holding a debt instrument are discussed generally under “— Taxation of Securities Treated as Debt Instruments” above.

Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments. Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under “— Taxation of Securities Treated as Debt Instruments — Interest Income and OID,” and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under “— Taxation of Securities Treated as Debt Instruments — Information Reporting.” Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt.  We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under “— Taxation of Standard Certificates” below. In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner’s recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner’s Stripped Certificate. While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust. Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period. The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under “— Trust Expenses” below, subject to the limitation described therein.

Purchase of More Than One Class of Stripped Certificates

When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Taxation of Standard Certificates

For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust. As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate. Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner’s method of accounting. In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust’s assets. Those losses would be deductible generally only as described under “— Taxation of Securities Treated as Debt Instruments — Treatment of Losses” above.

For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

Trust Expenses

Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust’s expenses, as described above. Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust’s assets and paid directly its share of the servicing and related fees and expenses. Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust. In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor’s adjusted gross income. In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over $139,500 ($69,750 in the case of a married individual filing a separate return) (in each case, the figures shown are for 2003 and will be adjusted for inflation), and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year. As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates. In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

Sales of Grantor Trust Certificates

If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner’s adjusted tax basis in the Grantor Trust Certificate. Such tax basis will equal the Security Owner’s cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income. See “— Taxation of Securities Treated as Debt Instruments — Sale or Other Disposition.” Any remaining gain or any loss will be capital gain or loss. Capital losses generally may be used only to offset capital gains.

Trust Reporting

Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns. The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

Foreign Persons

The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities. See the discussion of the tax and withholding rules under “— Taxation of Securities Treated as Debt Instruments — Foreign Persons.”

Partner Certificates

If a trust or a portion of a trust is classified as a partnership for federal income tax purposes, the trust or a portion of the trust will not be subject to an entity level federal income tax. In the discussion that follows, we mean the term “trust” to refer either to a trust or to a portion thereof, as the context would indicate.

Pursuant to the terms of the applicable trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates. Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust’s income for the taxable year of the trust that ends with or within the Security Owner’s taxable year. The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

Security Owner’s Distributive Share

The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in Section 703(a)(2) of the Code are not allowed. The trustee will allocate that taxable income among the Partner Certificates. The method of allocation will be described in the applicable prospectus supplement.

A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under “— Grantor Trust Certificates — Trust Expenses” above. Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

Distributions

A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner’s adjusted basis in the Partner Certificate. If the amount of cash distributed exceeds a Security Owner’s basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate. If, upon receipt of a cash distribution in liquidation of a Security Owner’s interest in the trust, the Security Owner’s adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

A Security Owner’s adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution. The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

Sale or Exchange of a Partner Certificate

If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner’s adjusted basis in the Partner Certificate at the time of sale. Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

Section 708 Terminations

Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners. The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners. If the Partner Certificates are Book Entry Certificates, the trust most likely will not be able to monitor whether the termination provisions of Section 708 of the Code apply due to lack of information concerning the transfer of interests in the trust.

Section 754 Election

If a Security Owner were to sell its Partner Certificate at a profit (loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller. The trust’s adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code. To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement. As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a “substantial built-in loss” immediately after a transfer of a partner’s interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect.  This new provision does not apply to a “securitization partnership.”  The applicable prospectus supplement will address whether any partnership in which a Partner Certificate represents an interest will constitute a securitization partnership for this purpose.

Foreign Persons

Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

Information Reporting

Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust. The trust will report each Security Owner’s allocable share of the trust’s items of income and expense to the Security Owner and to the IRS on Schedules K-1. The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates. Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates. In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates. The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year. Brokers and nominees who fail to provide the information may be subject to penalties. However, a clearing agency registered under Section 17A of the Exchange Act is not required to furnish that information statement to the trust.

Administrative Matters

Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment also could result in an audit of a beneficial owner’s returns and adjustments of items not related to the income and losses of the partnership.

Special Tax Attributes

In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

REMIC Certificates

REMIC certificates held by a domestic building and loan association will constitute “regular or residual interests in a REMIC” within the meaning of Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x). If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC certificates in that REMIC will so qualify.

In addition, REMIC certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of “real estate assets,” then the portion of the REMIC certificates that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets. Similarly, income on the REMIC certificates will be treated as “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

REMIC regular certificates also will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMICs within the periods required by the Code.

The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the “SBJPA of 1996”) repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of “qualifying real property loans” in former Section 593(d) of the Code for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must “recapture” a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in “residential loans” under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs (“Tiered REMICs”) for federal income tax purposes. Solely for purposes of determining whether the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

As described above, certain REMIC regular certificates will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement. See “— Types of Securities — REMIC Certificates Generally” above. Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

Non-REMIC Debt Securities

Debt Securities that are not REMIC regular certificates and that are owned by domestic building and loan associations and other thrift institutions will not be considered “loans secured by an interest in real property” or “qualifying real property loans.” Moreover, such Debt Securities owned by a REIT will not be treated as “real estate assets” nor will interest on the Debt Securities be considered “interest on obligations secured by mortgages on real property.” In addition, such Debt Securities will not be “qualified mortgages” for REMICs.

Grantor Trust Certificates

Standard Certificates held by a domestic building and loan association will constitute “loans secured by interests in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates. We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

Partner Certificates

For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the REIT’s capital interest in the issuer.

Backup Withholding

Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax at a rate of up to 31% under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient’s federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

Reportable Transactions

Recent legislation imposes a penalty on a taxpayer that fails to disclose a “reportable transaction.”  The IRS has issued guidance defining the term “reportable transaction” for this purpose.  Although a description of that term is beyond the scope of this summary, a reportable transaction includes a transaction that meets requirements outlined in the IRS guidance and that involves:

•

a sale or exchange of a security resulting in a loss in excess of (i) $10 million in any single year or $20 million in any combination of years in the case of a security held by a corporation or a partnership with only corporate partners or (ii) $2 million in any single year or $4 million in any combination of years in the case of a security held by any other partnership or an S corporation, trust or individual;

•

a significant difference between the U.S. federal income tax reporting for an item from the transaction and its treatment for book purposes (generally under U.S. generally accepted accounting principles); or

•

any other characteristic described by the IRS.

A taxpayer discloses a reportable transaction by filing IRS Form 8886 with its federal income tax return.  The penalty for failing to disclose a reportable transaction is $10,000 in the case of a natural person and $50,000 in any other case.  Prospective investors in the securities are encouraged to consult their own tax advisors concerning any possible disclosure obligations with respect to their ownership or disposition of a security in light of their particular circumstances.

State and Local Tax Considerations

In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

For example, a REMIC or non-REMIC trust may be characterized as a corporation, a partnership or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust.  We encourage potential investors to consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code (“Plans”) and on persons who are fiduciaries for those Plans. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Therefore, assets of these plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

A Plan’s investment in Securities may cause the Primary Assets and other assets included in a related trust fund to be deemed Plan assets. The United States Department of Labor (“DOL”) has issued regulations set forth at 29 C.F.R. Section 2510.3-101 (the “DOL Regulations”) which provide that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “benefit plan investors” (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan’s investment in the entity) is not “significant,” both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be “significant” on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the Securities are treated as equity interests for purposes of the DOL Regulations, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any class of Securities is held by benefit plan investors.

Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the Primary Assets and other assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a “fiduciary” of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Primary Assets and other assets included in a trust fund constitute plan assets, certain activities involved in the operation of the trust fund may constitute or involve prohibited servicing, sales or exchanges of property or extensions of credit transactions under ERISA and the Code.

The Underwriter Exemption

The DOL issued an individual exemption to Lehman Brothers Inc.’s predecessor in interest, Shearson Lehman Hutton Inc. (Prohibited Transaction Exemption (“PTE”) 91-14 et al.; 56 Fed. Reg. 7413 (1991) as most recently amended and restated by PTE 2002-41, 67 Fed. Reg. 54487 (2002)) (the “Exemption”) that generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase (in both the initial offering and secondary market), sale and holding of Securities underwritten by an underwriter, as defined below, that (1) represent a beneficial ownership interest in the assets of an issuer which is a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in or issued by the issuing entity, provided that certain conditions set forth in the Exemption are satisfied.

For purposes of this Section “ERISA Considerations,” the term “underwriter” will include (a) Lehman Brothers Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of Securities.

Among the general conditions that must be satisfied for exemptive relief under the Exemption are:

(1)

The acquisition of Securities by a Plan must be on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

(2)

The Securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories (four, in a Designated Transaction) by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch Ratings (“Fitch”) (each, a “Rating Agency”);

(3)

In the case of a transaction described in the Exemption as a designated transaction (a “Designated Transaction”), in which the investment pool contains only certain types of assets such as the Primary Assets which are fully secured, the Exemption covers subordinated Securities issued by the trust fund in such transaction which are rated in one of the four highest generic rating categories by a Rating Agency. The Exemption also applies to Securities backed by residential and home equity loans that are less than fully secured, provided that (1) the rights and interests evidenced by the Securities are not subordinated to the rights and interests evidenced by the other securities of the trust fund, (2) the Securities are rated in either of the two highest generic rating categories by a Rating Agency and (3) any loan included in the investment pool is secured by collateral whose fair market value on the closing date of the transaction is at least equal to 80% of the sum of (a) the outstanding principal balance due under the loan which is held by the trust fund and (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral;

(4)

Assets of the type included in a particular trust fund have been included in other investment pools and securities evidencing interests in such other pools have been both (i) rated in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories by a Rating Agency and (ii) been purchased by investors other than Plans for at least one year prior to a Plan’s acquisition of Securities in reliance on the Exemption;

(5)

The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

(6)

The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuing entity must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person’s services under the related Agreement and reimbursement of that person’s reasonable expenses in connection therewith;

(7)

The Plan investing in the Securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act; and

(8)

For certain types of issuers, the documents establishing the issuing entity and governing the transaction must contain provisions intended to protect the assets of the issuing entity from creditors of the depositor.

The rating of a Security may change. If the rating of a Security declines below the lowest permitted rating, the Security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Security when the Security had a permitted rating would not be required by the Exemption to dispose of it). Consequently, only Plan investors that are insurance company general accounts would be permitted to purchase the Securities in such circumstances pursuant to Section I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60.

The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust fund subject to certain conditions. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted trust fund asset if it:

(1)

is an “eligible Swap;”

(2)

is with an “eligible counterparty;”

(3)

is purchased by a “qualified plan investor;”

(4)

meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap;” and

(5)

permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

An “eligible Swap” is one which:

a.  is denominated in U.S. dollars;

b.  pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available Index, with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”);

c.  has a notional amount that does not exceed either: (i) the principal balance of the class of Securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by Primary Assets (“Allowable Notional Amount”);

d.  is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”);

e.  has a final termination date that is either the earlier of the date on which the issuing entity terminates or the related class of Securities are fully repaid; and

f.  does not incorporate any provision that could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the Securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the Securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of Securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Securities and such fiduciary is either:

a.  a “qualified professional asset manager” (“QPAM”) under PTCE 84-14;

b.  an “in-house asset manager” under PTCE 96-23; or

c.  has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Securities are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of Securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the pooling and servicing agreement:

a.  obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

b.  cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Securities with a term of more than one year).

In the event that the servicer fails to meet these obligations, Plan securityholders must be notified in the immediately following periodic report, which is provided to securityholders, but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Securities held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the Securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

a.  obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

b.  cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

c.  terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS Agreement”). If the EYS Agreement has a notional principal amount and/or is written on an ISDA form, the EYS Agreement may only be held as an asset of the trust fund with respect to Securities purchased by Plans if it meets the following conditions:

a.  it is denominated in U.S. dollars;

b.  it pays an Allowable Interest Rate;

c.  it is not Leveraged;

d.  it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

e.  it is entered into between the trust fund and an eligible counterparty; and

f.  it has an Allowable Notional Amount.

The Exemption permits transactions using a Pre-Funding Account whereby a portion of the Primary Assets are transferred to the trust fund within a specified period following the closing date (“DOL Pre-Funding Period”) instead of requiring that all such Primary Assets be either identified or transferred on or before the closing date, provided that the DOL Pre-Funding Period generally ends no later than three months or 90 days after the closing date, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Securities being offered generally does not exceed twenty-five percent (25%) and certain other conditions set forth in the Exemption are satisfied.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the related excise taxes imposed by Section 4975 of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans and the servicing, management and operation of the trust fund. A fiduciary of a Plan contemplating purchasing a Security should make its own determination that the general conditions set forth above will be satisfied for that Security.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA, and the excise taxes imposed by Section 4975 of the Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a “party in interest” with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan’s ownership of Securities.

The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Section 4975 of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust fund; (2) the Plan’s investment in each class of Securities does not exceed 25% of all of the Securities of that class outstanding at the time of the acquisition; (3) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of Securities in connection with their initial issuance, at least 50% of each class of Securities in which Plans have invested and at least 50% of the aggregate interest in the issuing entity is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan. An “Excluded Plan” is one that is sponsored by a member of the “Restricted Group,” which consists of the trustee, each underwriter, any insurer of the issuing entity, the depositor, each servicer, any obligor with respect to obligations included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuing entity on the date of the initial issuance of Securities, each counterparty in any eligible swap transactions and any affiliate of any such persons.

However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

Additional Considerations for Securities which are Notes

Without regard to whether Securities are treated as equity interests for purposes of the DOL Regulations, because any of the depositor, the trustee, any underwriter, the issuing entity or any of their affiliates might be considered or might become Parties in Interest with respect to a Plan, the acquisition or holding of Securities which are considered debt without substantial equity features by or on behalf of that Plan could be considered to give rise to both direct and indirect prohibited transactions within the meaning of ERISA and the Code, unless one or more statutory, regulatory or administrative exemptions are applicable. Included among such exemptions are: the Exemption, PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager,” PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain “in-house” asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided may not necessarily cover all acts that might be construed as prohibited transactions.

Additional Fiduciary Considerations

The depositor, the master servicer, the servicer, the trustee or any underwriter may be the sponsor of, or investment advisor with respect to, one or more Plans. Because these parties may receive certain benefits in connection with the sale of Securities, the purchase of Securities using Plan assets over which any of these parties has investment discretion or management authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Securities should not be purchased using the assets of any Plan if any of the depositor, the master servicer, any servicer, the trustee or any underwriter or any of their affiliates has investment discretion or management authority for those assets, or is an employer maintaining or contributing to the Plan, if such acquisition would constitute a non-exempt prohibited transaction.

Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary that proposes to cause a Plan to purchase Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement for a series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the Securities offered thereby.

Any Plan fiduciary considering whether to purchase a Security on behalf of a Plan should consult with its counsel regarding the application of the DOL Regulations and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

The sale of Securities to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

Legal Investment Considerations

The prospectus supplement for each series of Securities will specify which, if any, of the classes of Offered Securities will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Classes of Securities that qualify as “mortgage related securities” will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of these entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to “mortgage related securities,” the Securities will constitute legal investments for entities subject to this legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline.

SMMEA also amended the legal investment authority of federally-chartered depository institution as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. §24 (Seventh), subject in each case to any regulations the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (“NCUA”) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA’s regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), (whether or not the class of Securities under consideration for purchase constitutes a “mortgage related security”).

All depository institutions considering an investment in the Securities (whether or not the class of securities under consideration for purchase constitutes a “mortgage related security” should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators) (the “Policy Statement”), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including “mortgage related securities” that are “high-risk mortgage securities” as defined in the Policy Statement. According to the Policy Statement, “high-risk mortgage securities” include securities such as the Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a “high-risk mortgage security,” and whether the purchase (or retention) of the product would be consistent with the Policy Statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but no limited to, “prudent investor” provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not “interest bearing” or “income paying.”

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor’s assets.  Investors are encouraged to consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for these investors.

Accounting Considerations

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of mortgage-backed securities.  Accounting standards, and the application and interpretation of such standards, are subject to change from time to time.  Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the Offered Securities of any series.

Legal Matters

Certain legal matters in connection with the Offered Securities will be passed upon for the depositor and for the Underwriters, and the material federal income tax consequences of the Securities will be passed upon for the depositor, by McKee Nelson LLP, Washington, D.C., by Dechert LLP, New York, New York or by Heller Ehrman LLP, Seattle, Washington, as specified in the prospectus supplement for each series of Securities.

Use of Proceeds

The depositor will apply all or substantially all of the net proceeds from the sale of each series offered hereby and by the prospectus supplement to purchase the Primary Assets, to repay indebtedness that has been incurred to obtain funds to acquire the Primary Assets, to establish the Reserve Funds, if any, for the series and to pay costs of structuring and issuing the Securities. The expenses incurred by the depositor which are payable from net proceeds will be disclosed under “Underwriters” in the related prospectus supplement. If specified in the prospectus supplement, Securities may be exchanged by the depositor for Primary Assets. Unless otherwise specified in the prospectus supplement, the Primary Assets for each series of Securities will be acquired by the depositor either directly, or through one or more affiliates that will have acquired the Primary Assets from time to time either in the open market or in privately negotiated transactions.

Plan of Distribution

Each series of Securities offered hereby and by means of the prospectus supplements may be offered through any one or more of the following: Lehman Brothers Inc., an affiliate of the depositor; underwriting syndicates represented by Lehman Brothers Inc.; any originator of Loans underlying a series; or underwriters, agents or dealers selected by the originator (collectively, the “Underwriters”); or any series of Securities or class within a series offered hereby and by means of the prospectus supplements may be included as Private Mortgage-Backed Securities in another series of Securities offered hereby or as underlying securities in another series of asset-backed securities issued by an affiliate of the depositor or Lehman Brothers Inc. The prospectus supplement with respect to each series of Securities will set forth the terms of the offering of the series of Securities and each class within the series, including the name or names of the Underwriters (if known), the proceeds to the depositor (if any), and including either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or commissions allowed or reallowed to certain dealers, or the method by which the prices at which the Underwriters will sell the Securities will be determined.

The Underwriters may or may not be obligated to purchase all of the Securities of a series described in the prospectus supplement with respect to the series if any Securities are purchased. The Securities may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

As to any series of Securities backed by residential mortgage loan participation interests, the distribution of those Securities will be effected in accordance with Rule 190(a) or 190(c) under the Securities Act.

If so indicated in the prospectus supplement, the depositor will authorize Underwriters or other persons acting as the depositor’s agents to solicit offers by certain institutions to purchase the Securities from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases these institutions must be approved by the depositor. The obligation of any purchaser under the contract will be subject to the condition that the purchase of the offered Securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject.  The Underwriters and any other agents will not have any responsibility in respect of the validity or performance of the contracts.

The depositor may also sell the Securities offered hereby and by means of the prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect the transactions by selling Securities to or through dealers and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of Securities for whom they may act as agents.

The place and time of delivery for each series of Securities offered hereby and by means of the prospectus supplement will be set forth in the prospectus supplement with respect to the series.

In the ordinary course of business, Lehman Brothers Inc. or other Underwriters, or their respective affiliates, may engage in various securities and financing transactions, including loans or repurchase agreements to provide interim financing of mortgage loans pending the sale of the mortgage loans or interests therein, including the Securities.

If any series of Securities includes another series or class of Securities offered hereby as Private Mortgage-Backed Securities, the prospectus supplement for such series will identify the underwriters of those Private Mortgage-Backed Securities as underwriters of such series and will describe the plan of distribution for those Private Mortgage-Backed Securities.  The prospectus for those Private Mortgage-Backed Securities will be delivered simultaneously with the delivery of the prospectus relating to the series in which they are included.

Static Pool Information

Static pool information with respect to the Sponsor’s prior securitized pools, to the extent material, will be available online at an Internet website address specified in the applicable prospectus supplement.  In addition, to the extent material, static pool information with respect to the prior securitized pools, presented by pool, or the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, will be similarly available, if specified in the applicable prospectus supplement.  The static pool information related to a trust fund will include information, to the extent material, relating to:

•

payment delinquencies of the mortgage loans;

•

cumulative losses with respect to the mortgage loans; and

•

prepayments of the mortgage loans,

in each case presented in periodic increments.

In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided.  This information may include, among other things (in each case by pool or vintage year):  the number of securitized mortgage loans or of originated or purchased mortgage loans; the original pool balance for each securitized pool or the total original balance of the originated or purchased mortgage loans; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average and minimum and maximum credit score; the product type(s); the loan purposes; the weighted average Loan-to-Value Ratio; the distribution of mortgage loans by Mortgage Rate; and information regarding the geographic distribution of the mortgage loans.

Static pool information is not deemed part of this prospectus or of the Registration Statement of which the prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established by the depositor or any other party before January 1, 2006, (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006 or (c) in the case of any information regarding the mortgage loans in any trust fund established on or after January 1, 2006, information regarding those mortgage loans for periods before January 1, 2006.

Static pool information made available via an Internet web site in connection with an offering of securities of any series will remain available on that web site for at least five years following commencement of the offering.

Additional Information

The depositor has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Securities.  This prospectus, which forms a part of the Registration Statement, omits certain information contained in the Registration Statement pursuant to the Rules and Regulations of the Commission.  The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549.

Copies of these materials can also be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the Internet at “http://www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Seller has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore these materials should be available by logging onto the Commission’s Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

Copies of the most recent Fannie Mae Prospectus for Fannie Mae certificates and Fannie Mae’s annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 ((202) 752-7115). Fannie Mae also maintains a site on the Internet at http:///www.fanniemae.com at which users can view certain information, including Fannie Mae Prospectuses. The depositor did not participate in the preparation of Fannie Mae’s Prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac’s most recent Information Statement and Information Statement Supplement and any quarterly report made available by Freddie Mac can be obtained by writing or calling the Investor Inquiry department of Freddie Mac at 1551 Park Run Drive, Mailstop D5B, McLean, Virginia 22102-3110 (outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington, D.C. metropolitan area, telephone (571) 382-4000).  Freddie Mac also maintains a site on the Internet at http:///www.freddiemac.com at which users can view certain information, including Freddie Mac Offering Circulars. The depositor did not participate in the preparation of Freddie Mac’s Offering Circular, Information Statement or any supplement thereto or any quarterly report thereof and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

Incorporation of Certain Documents by Reference

All documents filed by current report on Form 8-K by or on behalf of the trust fund referred to in the accompanying prospectus supplement with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and prior to the termination of any offering of the Securities issued by the trust fund will be incorporated by reference in this prospectus and will be deemed to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained herein (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the Corporate Trust Office of the trustee specified in the accompanying prospectus supplement.

Reports to Securityholders

Periodic and annual reports concerning the related trust fund are required under the Agreements to be forwarded to securityholders. Unless otherwise specified in the prospectus supplement, the reports will not be examined and reported on by an independent public accountant. See “The Agreements — Reports to Securityholders.”

Index of Principal Terms

Defined Term

Page

1986 Act

159

Accretion Directed Securities

38

accrual class

160

Accrual Securities

38

ADA

147

Adjustable Rate Mortgages

50

AFR

157

Agency Certificates

47

Aggregate Asset Principal Balance

42

Agreements

120

Allowable Interest Rate

183

Allowable Notional Amount

184

Appraised Value

50

ARMs

50

Asset Conservation Act

142

Asset Group

39

Asset Principal Balance

42

Assistance Loans

46

Aurora

75

Bank

74

bankruptcy bond

117

Bankruptcy Code

106

basis risk shortfalls

39

Beneficial Owner

45

Bi-Weekly Loans

48

Book-Entry Securities

39

Business Day

129

Buydown

114

Buy-Down Amounts

96

Buy-Down Fund

96

Buy-Down Loans

96

Buy-Down Period

96

Cash Program

65

CERCLA

59

Certificates

38

Clearstream

45

CMT

51

Code

156

CODI

52

COFI

51

Collection Account

93

Commercial Mortgage Loans

56

Commission

190

Company Counsel

157

Component Securities

38

Compound Value

41

Condominium

48

Condominium Association

72

Condominium Building

72

Condominium Loans

48

Condominium Unit

48

constant yield election

163

Conventional Loans

64

Cooperative Dwellings

48

Cooperative Loans

48

Cooperatives

48

COSI

51

Covered Trust

105

CPR

154

Cut-off Date

45

Debt Securities

159

debt-acceleration

144

Deferred Interest

50

Definitive Securities

39

Deleted Loan

123

Designated Transaction

182

Distribution Account

129

DOL

181

DOL Pre-Funding Period

185

DOL Regulations

181

DTC

45

Due Date

98

EDGAR

190

Eligible Investments

125

Eligible Reserve Fund Investments

126

Environmental Policies

100

ERISA

181

Escrow Accounts

93

EURIBOR

51

Euroclear

45

Exchange Act

190

Excluded Plan

186

Exemption

182

Expense Reserve Fund

131

EYS Agreement

185

Fannie Mae

65

Fed Funds Rate

51

FHA

64

FHA Term Loans

47

FHA/VA Claim Proceeds

112

FHLB Index

52

Fitch

182

Fixed Rate Securities

38

Floating Rate Securities

38

Foreign Person

157

Freddie Mac

67

Freddie Mac Act

67

Garn-St. Germain Act

143

GBP LIBOR

51

GEM Loans

48

Ginnie Mae

63

Ginnie Mae Servicers

62

GPM Fund

97

GPM Loans

47

Grantor Trust

159

Grantor Trust Certificates

159

Guarantor Program

65

Guaranty Agreement

62

hazardous substances

143

HECM Loans

49

Home Equity Loans

48

Home Improvement Loan Schedule

122

Home Improvement Loans

55

Housing Act

63

HUD

60

Index

51

Insurance Policies

61

Insured Loss

110

Interest Only Securities

38

Interest Rate

39

Interest Weighted Securities

38

IRS

156

ISDA

119

L/C Bank

108

L/C Percentage

108

lease

146

Lehman Brothers

73

Lehman Holdings

73

lessee

146

Leveraged

184

LIBOR

51

LIBORSWAP

51

Lifetime Mortgage Rate Cap

50

Liquidation Proceeds

94

Loans

46

Loan-to-Value Ratio

50

Manufactured Home Loan Schedule

122

market discount bond

162

Master Servicing Fee

92

Maximum Mortgage Rate Adjustment

50

Minimum Mortgage Rate

50

Minimum Principal Distribution Amount

41

Mixed Use Mortgage Loans

56

Moody’s

182

Mortgage Certificate Schedule

120

Mortgage Loan Schedule

121

Mortgage Loans

47

Mortgage Rates

47

Mortgaged Property

49

MTA

51

Multi-Class Series

41

Multifamily Mortgage Loans

56

Multifamily Properties

65

National Average Contract Mortgage Rate

52

National Monthly Median COFI

51

NCUA

187

Negatively Amortizing ARMs

50

No-Bid

113

non-pro rata security

163

Notes

38

Offered Securities

39

OID

160

OID Regulations

159

outside reserve fund

158

PAC Method

160

PACs

38

Parties in Interest

181

Partner Certificates

159

PC Pool

65

Percentage Interest

40

Planned Amortization Certificates

38

Plans

181

PMBS Agreement

60

PMBS Issuer

60

PMBS Servicer

60

PMBS Trustee

60

Policy Statement

187

Pre-Funding Account

67

Pre-Funding Arrangement

67

Primary Assets

46

Prime Rate

51

Principal Distribution Amount

41

Principal Only Securities

38

Principal Weighted Securities

38

Private Mortgage-Backed Securities

46

PTCE

183

PTE

182

QPAM

184

Qualified Insurer

99

Qualified Stated Interest

160

Qualifying Substitute Mortgage Loan

123

Rating Agency

42

RCRA

143

REIT

159

REMIC regular certificate

157

REMIC residual certificate

158

REMICs

157

REO Property

132

Residual Owner

158

Restricted Group

186

Retained Interest

46

Reverse Mortgage Loans

48

Revolving Account

68

Revolving Period Arrangement

68

Revolving Primary Assets

68

S&P

182

sale and collection agreement

120

SBJPA of 1996

179

Scheduled Payment

47

Scheduled Principal

66

Scheduled Securities

39

Securities

38

Securities Act

190

Securities Administration Account

130

Security Owner

156

Seller

121

Senior Securities

41

Servicemembers Civil Relief Act

140

Servicing Account

95

Servicing Agreements

91

Servicing Fee

92

Shared Appreciation Mortgage Loans

48

SIBOR

51

Single Family Property

65

SMMEA

187

SPA

154

Sponsor

73

Standard Certificates

173

Stapled Securities

157

Stripped Bond Rules

174

Stripped Certificates

173

Subordinate Securities

39

Subordinated Amount

106

Subordination Reserve Fund

106

Subsequent Primary Assets

67

Subservicers

91

Subsidy Fund

97

super-premium class

160

Swap

183

Swap Agreement

183

TACs

38

Targeted Amortization Certificates

38

T-Bill

51

Tiered REMICs

179

Title V

145

Title VIII

148

trust agreement

120

U.S. Person

157

UCC

138

Underwriters

188

VA

64

VA Loans

63

withholding agent

164

Annex A
Book-Entry Procedures

General

If provided for in the prospectus supplement, one or more classes of Offered Securities of any series will be issued as Book-Entry Securities.  Beneficial Owners will hold their Book-Entry Securities through DTC in the United States, or, if the Offered Securities are offered for sale globally, through Clearstream or Euroclear in Europe if they are participating organizations (“Participants”) of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

The Clearing Exchanges

The Depository Trust Company.  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

Clearstream Banking Luxembourg.  Clearstream is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants and facilitates the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in accounts of its Participants or between a Clearstream account and a Euroclear account, thereby eliminating the need for physical movement of certificates. For transactions between a Clearstream participant and a participant of another securities settlement system, Clearstream generally adjusts to the settlement rules of the other securities settlement system. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier, “CSSF.” Participants of Clearstream are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant of Clearstream, either directly or indirectly. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

Euroclear Bank S.A./NV.  Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in numerous currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative Corporation”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation. The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

Payments with respect to Securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by its respective depositary (individually the “Relevant Depositary” and collectively, the “European Depositaries”). Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

DTC, Clearstream and Euroclear are under no obligation to perform or continue to perform the foregoing procedures and such procedures may be discontinued at any time.

Beneficial Ownership of Book-Entry Securities

Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate or a Note.  Unless and until Definitive Securities are issued, it is anticipated that the only “securityholder” of the Offered Securities will be Cede & Co., as nominee of DTC. Beneficial Owners will not be “Certificateholders” or “Noteholders” as those terms are used in the related Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream or Euroclear, as applicable.

The Beneficial Owner’s ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Beneficial Owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner’s Financial Intermediary is not a Participant of DTC and on the records of Clearstream or Euroclear, as appropriate).

Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Securities from the trustee through DTC and its Participants. While the Offered Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Securities and is required to receive and transmit distributions of principal of, and interest on, the Offered Securities. Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Securities, except under the limited circumstances described below.  Unless and until Definitive Securities are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Securities only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Securities, by book-entry transfer, through DTC for the account of the purchasers of the Offered Securities, which account is maintained with their respective Participants.  Under the Rules and in accordance with DTC’s normal procedures, transfer of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.  Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

Because of time zone differences, any credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream or Euroclear on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Participant of Clearstream or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.  For information with respect to tax documentation procedures relating to the Securities, see “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments — Foreign Persons,” “— REMIC Residual Certificates — Foreign Persons,” “— Grantor Trust Certificates — Foreign Persons” and “— Partner Certificates — Foreign Persons” in the prospectus and, if the Book-Entry Securities are globally offered (“Global Securities”), see “Global Clearance, Settlement and Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex B to the prospectus.

Transfers between Participants of DTC will occur in accordance with DTC Rules. Transfers between Participants of Clearstream or Euroclear will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.  Participants of Clearstream or Euroclear may not deliver instructions directly to the European Depositaries.

Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC’s normal procedures. Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Securities that it represents.

Under a book-entry format, Beneficial Owners of the Book-Entry Securities may experience some delay in their receipt of payments, because the distributions will be forwarded by the trustee to Cede & Co.  Any distributions on Securities held through Clearstream or Euroclear will be credited to the cash accounts of Participants of Clearstream or Euroclear in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary.  These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  See “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments — Foreign Persons,” “— REMIC Residual Certificates — Administrative Provisions,” “— Grantor Trust Certificates — Trust Reporting” and “— Partner Certificates — Information Reporting” in the prospectus.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Securities, may be limited due to the lack of physical securities for the Book-Entry Securities.  In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical securities.

Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of Beneficial Owners are credited.

Generally, DTC will advise the applicable trustee that unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the related Agreement, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Securities. If the Book-Entry Securities are globally offered, Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the related Agreement, on behalf of a Participant of Clearstream or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Securities that conflict with actions taken with respect to other Offered Securities.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Securities

Securities initially issued in book-entry form will be issued as Definitive Securities to Beneficial Owners or their nominees, rather than to DTC or its nominee only (1) if DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Securities and the depositor is unable to locate a qualified successor or (2) after the occurrence of an event of default as specified in the applicable Agreement, Beneficial Owners of securities representing not less than 50% of the aggregate percentage interests evidenced by a class of securities issued as book-entry securities advise the applicable trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the Beneficial Owners of such class of securities.

Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the Book- Entry Securities, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Securities to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Securities as securityholders under the related Agreement.

Annex B
Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, Global Securities will be available only in book entry form.  Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

Secondary cross market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery against payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading Between Clearstream Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same day funds.

Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)

borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)

borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the U.S. withholding agent) establishing an exemption from withholding.  A holder that is not a United States person may be subject to 30% withholding unless:

I.

the Trustee or the U.S. withholding agent receives a statement —

(a)

from the holder on Internal Revenue Service (IRS) Form W-8BEN (or any successor form) that —

(i)

is signed by the certificateholder under penalties of perjury,

(ii)

certifies that such owner is not a United States person, and

(iii)

provides the name and address of the certificateholder, or

(b)

from a securities clearing organization, a bank or other financial institution that holds customer’s securities in the ordinary course of its trade or business that —

(i)

is signed under penalties of perjury by an authorized representative of the financial institution,

(ii)

states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8BEN (or any successor form),

(iii)

provides the name and address of the certificateholder, and

(iv)

attaches the IRS Form W-8BEN (or any successor form) provided by the certificateholder;

II.

the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

III.

the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

IV.

the holder is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

A holder holding book entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all holders holding book entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

I.

provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

II.

provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III.

is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code.  Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book entry certificates.

The term “United States” person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

Subject to Completion, [                      ], 20[   ]

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT

(To Prospectus dated [               ])

$[              ] (Approximate)

SASCO MORTGAGE LOAN TRUST [      ]

Mortgage Backed Notes

[                        ]

[                        ]

Sponsor and Seller

Issuing Entity

Structured Asset Securities Corporation

Depositor

______________________________

Consider carefully the risk factors beginning on page S-[   ] of this prospectus supplement and on page [   ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary beginning on page S-[   ] in this prospectus supplement and the index of principal terms on page [   ] in the prospectus.

The notes will represent obligations of the issuing entity only and will not represent obligations of the sponsor, the depositor or any of their affiliates or any other party.

This prospectus supplement may be used to offer and sell the notes offered hereby only if accompanied by the prospectus.

The issuing entity will issue notes including the following classes offered hereby:

●   [      ] classes of senior notes

●   [      ] classes of subordinate notes

The classes of notes offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, in the table under “The Offered Notes” on page S-[   ] of this prospectus supplement.  This prospectus supplement and the accompanying prospectus relate only to the offering of the notes listed in the table on page S-[   ] and not to the other classes of notes that will be issued by the issuing entity as described in this prospectus supplement.

Payments on the offered notes will be payable [       ], as described in this prospectus supplement.  The first expected payment date will be [        ].  Credit enhancement for the offered notes includes [describe any credit enhancement].  [Amounts payable under [describe any derivative agreements] provided by [    ] will be applied to [describe purpose of derivative agreement(s)].] [The Class [   ] Notes will be exchangeable for certain other classes of notes, as described in this prospectus supplement.]

[Describe assets of the issuing entity.]  [After the closing date of this transaction, but before [     ], the issuing entity may acquire additional underlying securities as described at “Description of the Trust Property—Conveyance of Subsequent Underlying Securities” in this prospectus supplement.]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

[Describe underwriting arrangements.]

On or about [         ], delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of [    ].

[Underwriters]

The date of this prospectus supplement is [             ]

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

The information presented in this prospectus supplement is intended to enhance the general terms of the accompanying prospectus.  You should rely on the information in this prospectus supplement for the specific terms of the notes and the offering.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with any other information.

We are not offering the notes in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

_____________________

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

_____________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

Tables of Contents

Prospectus Supplement

Page


The Offered Notes

S-1

Summary of Terms

S-3

Risk Factors

S-14

Glossary

S-27

Description of the Notes

S-27

General

S-27

Book-Entry Registration

S-28

[Exchangeable Notes

S-29

Payments of Interest

S-30

[Determination of LIBOR

S-32

Payments of Principal

S-32

Credit Enhancement

S-32

Optional Purchase of the Underlying Securities

S-34

Fees and Expenses of the Trust

S-35

Description of the Trust Property

S-35

General

S-35

[The Underlying Mortgage Loans

S-39

[Conveyance of Subsequent Underlying Securities

S-40

Static Pool Information

S-41

Legal Proceedings

S-42

Affiliations

S-42

Additional Information

S-42

[Underwriting Guidelines]

S-43

[Originator Names]

S-43

[    ] Underwriting Guidelines

S-43

General Underwriting Guidelines

S-43

[The Underlying Servicers]

S-43

[General

S-43

Administration of the Trust

S-45

Administrative Responsibilities

S-45

Trust Accounts

S-46

Example of Payments

S-47

The Trust Agreement, Indenture and Administration Agreement

S-48

General

S-48

The Issuing Entity

S-48

The Owner Trustee

S-49

The Ownership Certificate

S-49

The Indenture Trustee

S-49

[The Trust Administrator

S-50

Certain Matters under the Agreements

S-50

Administration

S-54

Amendment

S-54

The Transfer and Collection Agreement

S-54

General

S-54

Assignment of the Underlying Securities

S-54

Representations and Warranties

S-55

Custody of the Underlying Securities

S-56

Certain Matters Under the Transfer and Collection Agreement

S-56

Reports to Securityholders

S-58

Voting Rights

S-59

Yield, Prepayment and Weighted Average Life

S-60

General

S-60

[Subordination of the Class [      ] Notes

S-62

Weighted Average Life

S-62

Material Federal Income Tax Considerations

S-63

Tax Classification of the Trust and of the Notes

S-63

Tax Consequences to Holders of the Notes

S-64

State and Local Income Tax Considerations

S-64

Legal Investment Considerations

S-64

Use of Proceeds

S-65

ERISA Considerations

S-65

Underwriting

S-65

Legal Matters

S-66

Ratings

S-66

Glossary of Defined Terms

S-67

Annex A:  Payment Date Statements

S-1

Annex B:  Disclosure Documents

S-1

Annex C:  Principal Amount Decrement Tables

S-1

Annex [D]:  Available Combinations for Exchange

S-1


The Offered Notes

The notes consist of the [class(es)] of notes listed in the tables below[, together with the Class [       ] Notes].  Only the classes of notes listed in the tables below are offered by this prospectus supplement.

Class	[Related Mortgage Pool(s)]	Class Principal or Notional Amount(1)	Initial Interest Rate(2)	Summary Interest Rate Formula (until Initial Optional Termination Date)(3)	Summary Interest Rate Formula (after Initial Optional Termination Date)(3)	Principal Type	Interest Type	Initial Note Ratings
								[Name of Rating Agency]	[Name of Rating Agency]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Summary Description of Interest Rate]	[Insert Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Summary Description of Interest Rate]	[Insert Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Summary Description of Interest Rate]	[Insert Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]

(1)

These balances are approximate, as described in this prospectus supplement.

(2)

Reflects the interest rate as of the closing date.

(3)

Reflects the summary interest rate formula [to be described as applicable].

The offered notes will also have the following characteristics:

Class	Record Date	Delay / Accrual Period	Interest Accrual Convention	Final Scheduled Payment Date	Expected Final Scheduled Payment Date	Minimum Denominations	Incremental Denominations	CUSIP Number
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Summary of Terms

•

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the notes, you should carefully read this entire prospectus supplement and the accompanying prospectus.

•

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•

Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included in this prospectus supplement.

•

[Whenever we refer to a percentage of some or all of the underlying securities in the trust [or in any pool], that percentage has been calculated on the basis of the total security principal balance of those underlying securities as of [        ], unless we specify otherwise.  We explain in this prospectus supplement under “Description of the Notes – Payments of Principal” how the security principal balance of an underlying security is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any underlying security or securities, we mean the total of their security principal balances determined by that method, unless we specify otherwise.]

Parties

Sponsor and Seller

[       ] will sell the underlying securities to the depositor.

Depositor

Structured Asset Securities Corporation, a Delaware special purpose corporation, will sell the underlying securities to the issuing entity. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 526-7000.

Issuing Entity

[       ].

Indenture Trustee

[       ].

Owner Trustee

[       ].

[Trust Administrator

[       ] will be responsible for preparing monthly payment statements and certain tax information for investors and certain tax filings for the trust.]

[Note Insurer

[   ] will provide a note guaranty insurance policy for [    ] Notes.

[[Swap] [Cap] Counterparty

[       ].]

[Affiliations

[If the sponsor, depositor or issuing entity is an affiliate of any indenture trustee, owner trustee or any other transaction party, disclose such here. Also, disclose any other affiliations among transaction parties.]]

The Notes

The notes offered by this prospectus supplement will be issued with the initial approximate characteristics set forth under “The Offered Notes” in the table on page S-[   ].

[The offered notes will be issued in book-entry form.  The minimum denominations and the incremental denominations of each class of offered notes are set forth in the table on page S-[   ].]

The notes represent obligations of the trust and will be secured by collateral consisting primarily of [describe assets of the trust] having a total principal balance as of the cut-off date, which is [       ], of approximately $[       ].

[The underlying securities to be included in the trust will be divided into [       ] pools: [name pools].  [Describe pool assets].

The trust will issue an ownership certificate which will not be entitled to monthly payments of principal and interest, but rather solely to any excess cashflow remaining after all payments on the notes and certain other fees have been made on the related payment date.

[Payments of principal and interest on the Class [       ] Notes will be based primarily on collections from the pool [    ] assets.  Payments of principal and interest on the Class [       ] Notes will be based primarily on collections from the pool [    ] assets. Payments of principal and interest on the Class [       ] Notes will be based on collections from [both / all] pools as described herein.]

The rights of holders of the Class [     ] Notes to receive payments of principal and interest will be subordinate to the rights of the holders of notes having a senior priority of payment, as described in this Summary of Terms under “—Enhancement of Likelihood of Payment on the Notes—Subordination of Payments” below.  We refer to the Class [     ] Notes collectively as “subordinate” notes.  We refer to the Class [       ] Notes collectively as “senior” notes.

[The Class [     ] and Class [     ] Notes are exchangeable for certain other classes of senior notes in the combinations identified on Annex [   ] to this prospectus supplement.]

[The Class [    ] Notes will be entitled to receive any monthly excess cashflow remaining after required payments are made to the offered notes.]

[The Class [       ] Notes and the ownership certificate are not offered by this prospectus supplement.]

The offered notes will have an approximate total initial principal amount of $[       ]. Any difference between the total principal amount of the offered notes on the date they are issued and the approximate total principal amount of the offered notes as reflected in this prospectus supplement will not exceed 5%.

Payments on the Notes

Principal and interest on each class of the notes will be payable on the [25th] day of each month, beginning in [     ].  However, if the [25th] day is not a business day, payments will be made on the [next] business day after the [25th] day of the month.

Interest Payments

Amounts Available for Interest Payments

Interest will accrue on each class of offered notes at the applicable annual rates described below:

•

Class [       ] Notes: [describe interest rate and any applicable caps or limitations].

[If the option to purchase the underlying securities is not exercised by the [     ] on the initial optional termination date as described under “—The Underlying Securities—Optional Purchase of the Underlying Securities” below, then with respect to the next payment date and each payment date thereafter, the applicable annual rate will be increased to [describe changes in the interest rate].

See “—The Underlying Securities —Optional Purchase of the Underlying Securities” below.

[You will receive from each pool of underlying securities only the payments of interest that the component parts of your class of notes that relate to that pool are entitled to receive.  As described in this prospectus supplement, you may receive less than you are entitled to from any particular pool of underlying securities if those underlying securities do not generate enough interest in any particular month to pay interest due.]

[The Class [   ] Notes are principal-only notes and will not be entitled to payments of interest.]

See “Description of the Notes – Payments of Interest” in this prospectus supplement.

Priority of Interest Payments

In general, on each payment date, the interest remittance amount, which is the amount of interest collected from the underlying securities during the collection period related to the payment date minus the amount of any [trustee fees], will be paid in the following order of priority:

first, [to the Class [   ] Notes, the amount of [   ]];

second, [to the Class [   ] Notes, the amount of [   ]]; and

[   ], [any remaining interest after payments as described above will be paid to the notes as [excess interest]].

[The Interest Rate Swap Agreement/Cap Agreement

[   ] will enter into an [interest rate swap agreement/cap agreement] with [       ], as [swap/cap] counterparty.  Under the [interest rate swap agreement/cap agreement], [describe swap agreement].

See [   ] in this prospectus supplement.]

[A graphic illustration of the interest payment priority to be provided to the extent such graphic enhances the disclosure of the interest payment priority.]

Principal Payments

Amounts Available for Principal Payments

The amount of principal payable on the [   ] notes will be determined by (1) formulas that allocate portions of principal payments received on the underlying securities between [pools] [different note classes], (2) funds received on the underlying securities that are available to make payments on the notes and (3) [the application of excess interest from each pool to pay principal on the notes].

Priority of Principal Payments

In general, on each payment date, the principal remittance amount, which is the amount of principal collected from the underlying securities during the collection period related to the payment date, minus the amount of any [expenses of the indenture trustee][other expenses], will be paid in the following order of priority:

first, [to the Class [   ] Notes, the amount of [   ]];

second, [to the Class [   ] Notes, the amount of [   ]]; and

[   ], [any remaining principal after payments as described above will be paid to the notes as [excess cashflow]].

[A graphic illustration of principal payment priority to be provided to the extent such graphic enhances the disclosure of the principal payment priority.]

Trigger Events

The manner of allocating payments of principal on the underlying securities will differ, as described above, depending upon the occurrence of several different events or triggers:

•

[describe any applicable events or triggers];

See “Description of the Notes — Payments of Principal” and “Glossary of Defined Terms” in this prospectus supplement.

Limited Recourse

The only source of cash available to make interest and principal payments on the notes will be the assets of the trust pledged to secure the notes.  The trust will have no other source of cash other than collections on the underlying securities [and] [if applicable, describe any cap or derivatives providing support] [if applicable, describe any note guaranty insurance policy].  No other entity will be required or expected to make any payments on the notes [other than [   ] with respect to the guaranty insurance policy].

Exchangeable Notes

On each payment date when exchangeable notes are outstanding, principal distributions from the applicable related notes are allocated to the related exchangeable notes that are entitled to principal.  The payment characteristics of the classes of exchangeable notes will reflect the payment characteristics of their related classes of regular notes. Annex [   ] shows the characteristics of the exchangeable notes and the combinations of notes and exchangeable notes.

See “Description of the Notes—Exchangeable Notes—Procedures" in this prospectus supplement and "Description of the Securities—Exchangeable Securities" in the prospectus for a description of exchangeable notes and exchange procedures and fees.

Enhancement of Likelihood of Payment on the Notes

The payment structure of this securitization includes [forms of credit enhancement to be described as applicable].  [The [   ] notes will [be insured by a] [not be insured by any] financial guaranty insurance policy.]  [Provide name of any financial guaranty insurance policy]

See “Risk Factors – Potential Inadequacy of Credit Enhancement” and “Description of the Notes – Credit Enhancement” in this prospectus supplement for a detailed description of the forms of credit enhancement available to the notes.

[Subordination of Payments

Any notes with an “A” in their class designation will have a payment priority as a group over other notes.  Class [   ] notes will have a payment priority over class [   ] notes, and class [   ] notes will have a payment priority over class [   ] notes.

These payment priorities are intended to increase the likelihood that the holders of class [  ] notes and, to a lesser extent, the holders of class [  ] notes, will receive regular payments of interest and principal.

See “Description of the Notes – Credit Enhancement – Subordination” in this prospectus supplement.]

[Allocation of Losses

As described in this prospectus supplement, amounts representing realized losses on the underlying securities (to the extent that those losses exceed excess interest and any overcollateralization, as described in this prospectus supplement) will be applied to reduce the principal amount of the [    ] class of notes still outstanding that has the lowest payment priority, until the principal amount of that class of notes has been reduced to zero.  For example, losses in excess of overcollateralization and excess interest will first be allocated in reduction of the principal amount of the Class [    ] Notes until it is reduced to zero, then in reduction of the principal amount of the Class [    ] Notes until it is reduced to zero.  If a loss has been allocated to reduce the principal amount of a [   ] note, it is unlikely that investors will receive any payment in respect of that reduction [except in the case of those notes covered by the guaranty insurance policy as described below].

[A graphic illustration of allocation of losses to be provided to the extent such graphic enhances the disclosure of the allocation of losses.]

See “Description of the Notes – Credit Enhancement – Application of Realized Losses” in this prospectus supplement.]

[Excess Interest

The underlying securities bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the [    ] notes and [   ].  This “excess interest” received from the underlying securities each month will be available to absorb realized losses applied to the underlying securities and to maintain the required level of overcollateralization.

In general, on each payment date, any excess interest will be paid in the following order of priority:

first, [to the Class [   ] Notes, the amount of [   ]];

second, [to the Class [   ] Notes, the amount of [   ]]; and

[   ], [any remaining excess interest after payments as described above will be paid to the holder of the ownership certificate.

[A graphic illustration of any excess interest distribution to be provided to the extent such graphic enhances the disclosure of the application of excess interest.]

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Credit Enhancement—Excess Interest” in this prospectus supplement.]

[Overcollateralization

On the closing date, the total principal balance of the underlying securities in the trust is expected to exceed the total principal amount of the notes by approximately $[    ], which represents [    ]% of the total principal balance of the underlying securities in the trust as of [    ].  This condition is referred to in this prospectus supplement as “overcollateralization.”  Thereafter, to the extent described in this prospectus supplement, a portion of excess interest may be applied to pay principal on the notes to the extent needed to maintain the required level of overcollateralization.  We cannot, however, assure you that sufficient interest will be generated by the underlying securities to maintain any level of overcollateralization.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Credit Enhancement—Overcollateralization” in this prospectus supplement.]

[Limited Cross-Collateralization

Under certain limited circumstances, principal payments on the underlying securities in [a pool] may be paid as principal to holders of the [   ] notes corresponding to [another pool or pools].

If the [   ] notes relating to one pool have been retired, then principal payments on the underlying securities relating to the retired [   ] notes will be paid to the remaining [   ] notes of the other [pool or pools], if any, before being paid to the [   ] notes.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Payments of Principal” in this prospectus supplement.]

[Interest Rate Swap Agreement

Any net swap payment received under the [interest rate swap agreement] will be applied to pay interest shortfalls, maintain overcollateralization and cover losses, as described in this prospectus supplement.

See “Description of the Notes—Payments of Interest—Interest Rate Swap Agreement” in this prospectus supplement.]

[[Note] [Pool] Insurance Policy

The [   ] [note][pool] guaranty insurance policy will guarantee certain interest and principal payments to holders of [   ] Notes under the instances described in this prospectus supplement.  [No other classes of notes will benefit from the note guaranty insurance policy.]

For information about [   ] and for a more detailed discussion of the [   ] guaranty insurance policy, see “The [Note] [Pool] Insurance Policy” in this prospectus supplement.

Fees and Expenses

Before payments are made on the notes, the indenture trustee will be paid a monthly fee calculated either as [    ]% annually.

[The owner trustee will be paid [  ]. The indenture trustee will be paid [  ]% [before/after] payments are made on the notes.  The trust administrator will be paid [  ]% [before/after] payments are made on the notes.]

[describe other fee to be paid to any indenture trustee, owner trustee, master servicer and trust administrator, as applicable].

In each case, the fees described above will be paid to the related party from amounts received on the underlying securities, [before/after] payments of any amounts to noteholders. The [indenture trustee’s] fees will be paid prior to the payment of other fees. [The [other parties] will be paid their fees simultaneously on a proportionate basis.]

Expenses of the  indenture trustee [and the trust administrator] will be reimbursed [before/after] payments are made on the notes.

Final Scheduled Payment Date

The final scheduled payment date for the offered notes will be the applicable payment date specified in the table on page S-[   ].  The final scheduled payment date for the [      ] notes is based upon [      ].  The actual final payment date for each class of offered notes may be earlier or later, and could be substantially earlier, than the applicable final scheduled payment date.

The Trust Property

On the closing date, which is expected to be on or about [     ], the assets of the trust will consist primarily of [one pool] [pools of] [describe pool(s)] [    ] underlying securities with a total principal balance as of the cut-off date of approximately $[    ], from [   ] underlying trust funds.

Each class of underlying securities will be backed primarily by [residential] mortgage loans secured by [mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages].

The depositor expects that the underlying securities will constitute the following classes and will have the following approximate characteristics as of the cut-off date:

Underlying Securities Summary

Underlying Security Series	Underlying Security Class	Cut-off Date Class Principal or Notional Amount	Cut-off Date Interest Rate	Summary Interest Rate Formula (until related Underlying Optional Termination Date)	Summary Interest Rate Formula (after related Underlying Optional Termination Date)	Underlying Security Principal Type	Underlying Security Interest Type	Underlying Cut-off Date Security Ratings
								[Name of Rating Agency]	[Name of Rating Agency]
[ ] Series [ ]	Class [ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
[ ] Series [ ]	Class [ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
[ ] Series [ ]	Class [ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]

[The mortgage loans underlying the underlying securities were generally originated or acquired in accordance with underwriting guidelines that are [less strict than][in accordance with] Fannie Mae and Freddie Mac guidelines. [As a result, the related mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards.]]

[The underlying securities held by the trust will not be insured or guaranteed by any government agency.]

[See “Description of the Trust Property—the Underlying Securities” and “—the Underlying Mortgage Loans” in this prospectus supplement.]

[Servicing of the Underlying Mortgage Loans

[Approximately [   ]% of the underlying mortgage loans will be serviced by [     ].]

See “Description of the Trust Property” and “Trust Property Servicing” in this prospectus supplement.

[The Pre-Funding Arrangement

On the closing date, approximately $[         ], which represents [         ]% of the trust property assets, will be deposited by [        ] in a pre-funding account maintained by [          ].  It is intended that additional subsequent underlying securities will be sold to the trust by the depositor from time to time, from [       ] until [       ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional underlying securities if applicable.]]

[See “Description of the Trust Property—Conveyance of Subsequent Underlying Securities” in this prospectus supplement.]

Optional Purchase of the Underlying Securities

[               ], [with the prior written consent of [     ], which consent may not be unreasonably withheld,] may purchase the underlying securities and the other assets of the trust on or after the initial optional termination date, which is the payment date following the month in which the total principal balance of the underlying securities [(determined in the aggregate rather than by pool)] declines to less than [   ]% of the initial total principal balance of the underlying securities as of the cut-off date.  If [            ] does not exercise that option, [           ]  may purchase the underlying securities.

[If the underlying securities in any pool and the other assets of the pool are purchased, the noteholders of the related classes of notes will be paid [   ].]

[If the option to purchase the underlying securities is not exercised on the initial optional termination date, then, beginning with the next payment date and thereafter, the interest rates on the offered notes will be increased as described in the table on page S-[  ].]

See “Description of the Notes—Optional Purchase of Underlying Securities” in this prospectus supplement for a description of the purchase price to be paid for the underlying securities upon an optional purchase.  [See “Summary of Terms—The Notes—Payments on the Notes—Interest Payments” in this prospectus supplement for a description of the increased interest rates to be paid on the notes after the initial optional termination date.]

[Use of Proceeds

The net proceeds from the sale of the offered notes will be applied by the depositor, or an affiliate thereof, toward the purchase of the underlying securities [and the repayment of any financing][and the funding of the pre-funding amount]. The underlying securities will be acquired by the depositor from the seller in a privately negotiated transaction.]

Tax Status

[To be described as applicable.]

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations

[To be provided as applicable.]

ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans.  Because of the complexity of regulations that govern these plans, you are encouraged to consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any notes.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The notes will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

There are other restrictions on the ability of certain types of investors to purchase the notes that prospective investors should also consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Notes

The notes offered by this prospectus supplement will initially have the ratings from [       ] set forth in the table on page S-[  ].

See “Ratings” in this prospectus supplement for a more complete discussion of the note ratings and “Risk Factors—Ratings on the Securities are Dependent on Assessments by the Rating Agencies” in the prospectus.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered notes.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

[Risks Related to Distributions on the Underlying Securities]

[The notes will be paid solely from the distributions received on the underlying securities.  The underlying securities consist of [   ] [   ] “principal-only securities” from [   ] underlying trust funds, which are not entitled to distributions in respect of interest  and [   ] “interest-only securities” from [   ] underlying trust funds, which are not entitled to distributions in respect of principal.  Because distributions of interest on the interest-only underlying securities will be calculated on the basis of notional principal balances which, in turn, are calculated by reference to the outstanding balance of the related underlying mortgage loans or other classes in the related series, a reduction in the outstanding balance of the underlying mortgage loans or such other classes (as a result of prepayments or liquidations of the mortgage loans or otherwise) may significantly reduce (or even extinguish) interest distributions on the interest-only underlying securities.  A substantial portion of the interest-only underlying securities, either because their notional principal balances are based on the balances of underlying mortgage loans having relatively high interest rates or for other reasons, are particularly sensitive to prepayment risk.  Further, an early termination of an underlying trust fund (or of a related pool included therein) as permitted in the related underlying agreement may significantly reduce the aggregate of distributions on the related interest-only underlying securities.

[The principal-only underlying securities (and in particular, the agency mortgage securities), will be sensitive to the rate of payments of principal (including prepayments) of the related underlying mortgage loans and the priorities for distribution of principal among the securities of the related series.]

[The interest-only underlying securities generally are entitled to distributions of interest only for a limited period of time. See “Description of the Trust Property.”]

The rate of payments of principal on the notes will be related to the rate of interest and principal distributions, if any, on the underlying securities, to the extent that such distributions for any month exceed the amount necessary to pay interest on the notes at the related interest rate, the fees and expenses of the trust and basis risk shortfalls.

[Prospective investors in the notes should consider that if the aggregate notional principal balance of the interest-only underlying securities is reduced to zero or if the interest-only underlying securities cease accruing interest by their terms while principal-only underlying securities remain outstanding but not in an amount in excess of the outstanding class principal amount of the notes, there may be no source of funds to pay accrued interest on the notes.]

Investors are urged to review the descriptions of the underlying securities contained in the disclosure documents.
See “Description of the Trust Property” in this prospectus supplement.
[Interest Rates on the Underlying Securities May Limit Interest Rates on the Notes]

[The [    ] notes will accrue interest at an interest rate that adjusts monthly based on the [   ] index plus a specified margin.  However, the interest rates on these [    ] notes are subject to a limitation, generally based on the weighted average interest rate of the underlying securities, net of certain allocable fees and expenses of the trust.  [    ] of the underlying securities to be included in each pool will have interest rates that [either] are [fixed] [or adjust based on a [] index], as described in “Description of the Trust Property—The Indices.”

[The underlying certificates in each pool also have net funds cap limitations on adjustments to their interest rates.  As a result, the [    ] notes may accrue less interest than they would accrue if their interest rates were solely based on the [   ] index plus the specified margin.]

A variety of factors could limit the interest rates and adversely affect the yield to maturity on, and market value of, the notes. Some of these factors are described below.
• [Describe different adjustment periods between the notes and the underlying securities]
• [Describe different indices between the notes and the underlying securities]
• [Describe a reduction of interest rates on the notes due to net funds cap limitations]
• [Describe how the recovery of basis risk shortfalls may be limited]
• [Describe any additional interest rate or yield factors that may apply]

See “Summary of Terms—The Notes—Payments on the Notes—Interest Payments,” “Description of the Notes—Payments of Interest” and “—Credit Enhancement—Overcollateralization” in this prospectus supplement.  See also “Risk Factors—Mortgage Loan Interest Rates May Limit Interest Rates on the Variable Rate Securities” in the prospectus.  For a general description of the interest rates of the underlying securities, see “Description of the Trust Property” in this prospectus supplement.]

Risks Related to Potential Inadequacy of Credit Enhancement and Other Support

The [excess interest], [overcollateralization], [subordination], [loss allocation] and [limited cross-collateralization] features, [together with] [[Fannie Mae] [Freddie Mac] guaranties,] [the interest rate swap agreement] [and for the benefit of the [    ] Notes only, the cap agreement], all as described in this prospectus supplement, are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the underlying securities.

[Excess Interest and Overcollateralization.  On the closing date, the total class principal balance of the underlying securities will exceed the total principal amount of the [    ] notes by approximately $[    ], which is equal to [    ]% of the total class principal balance of the underlying securities as of the cut-off date.  This excess is referred to in this prospectus supplement as “overcollateralization” and will be available to absorb losses.  We cannot assure you, however, that the underlying securities, [together with amounts available from the interest rate swap agreement,] will generate enough excess interest to maintain this overcollateralization level as set by the rating agencies. The following factors will affect the amount of excess interest that the underlying securities will generate:

• [Describe the effect of prepayments of the underlying securities]
• [Describe defaults, delinquencies and liquidations on the underlying mortgage loans underlying the underlying securities]
• [Describe increases in the index related to any mortgage risk]
• [Describe any additional factors that may apply]

See “Description of the Notes—Credit Enhancement—Overcollateralization” in this prospectus supplement.  See also “Risk Factors—Potential Inadequacy of Credit Enhancement—Excess Interest and Overcollateralization” in the prospectus.]

[Fannie Mae and Freddie Mac Guaranties.  The assets of the trust include Fannie Mae and Freddie Mac notes.  Although payments on Fannie Mae and Freddie Mac notes are guaranteed by those respective agencies, these agencies’ guaranties are not backed by the full faith and credit of the United States.  Neither the United States nor any U.S. agency is obligated to finance or otherwise assist either Fannie Mae or Freddie Mac in any manner.  Therefore, if the Fannie Mae and Freddie Mac notes do not pay as expected, you might suffer a loss on your investment in the notes.]

[The Interest Rate Swap Agreement.  Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and repay losses.  However, no amounts will be payable to the supplemental interest trust by the swap counterparty unless the floating amount owed by the swap counterparty on a payment date exceeds the fixed amount owed to the swap counterparty.  This will not occur except in periods when [   ] (as determined pursuant to the interest rate swap agreement) exceeds the applicable rate of payment owed by the trust, which will range from [    ]% to [    ]% per annum on the scheduled notional amount as described in this prospectus supplement. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization, pay interest shortfalls or repay losses on the underlying securities.

See “Description of the Notes—Payments of Interest—Interest Rate Swap Agreement” in this prospectus supplement.  See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]

[The Cap Agreement.  Any amounts received under the cap agreement will be applied as described in this prospectus supplement to pay certain interest amounts on the [    ] Notes resulting from application of the applicable net funds cap. We cannot assure you that any amounts will be received under the cap agreement.

See “Description of the Notes—Payments of Interest—The Cap Agreement” in this prospectus supplement.]

[Subordination and Allocation of Losses.  If the applicable subordination is insufficient to absorb losses, then noteholders will likely incur losses and may never receive all of their principal payments. You should consider the following:

•

if you buy a Class [    ] Note and losses on the underlying securities exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ] Notes, the principal amount of your note will be reduced proportionately with the principal amounts of the other Class [    ] Notes by the amount of that excess;

•

if you buy a Class [    ] Note and losses on the underlying securities exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ] and Class [    ] Notes, the principal amount of your note will be reduced proportionately with the principal amounts of the other Class [    ] Notes by the amount of that excess; and

•

if you buy a Class [    ] Note and losses on the underlying securities exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ], Class [    ] and Class [    ] Notes, the principal amount of your note will be reduced proportionately with the principal amounts of the other Class [    ] Notes by the amount of that excess.

[Losses on the underlying securities will not reduce the principal amount of the senior notes.]

If overcollateralization is maintained at the required amount and the underlying securities generate interest in excess of the amount needed to pay interest and principal on the notes, the fees and expenses of the trust [and any swap payments owed to the swap counterparty], then excess interest will be used to pay you and other noteholders the amount of any reduction in the principal amounts of the notes caused by application of losses. These payments will be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal amount was reduced because of the application of losses.

See “Description of the Notes—Credit Enhancement—Subordination” and “—Application of Realized Losses” in this prospectus supplement.]

[Limited Cross-Collateralization.  Principal payments on the [    ] notes will depend, for the most part, on collections on the underlying securities in the related pool. However, the [    ] notes will have the benefit of credit enhancement in the form of overcollateralization and subordination from [each] pool of underlying securities.  That means that even if the rate of losses on underlying securities in the pool of underlying securities related to any class of senior notes is low, losses in the unrelated pool[s] may reduce the loss protection for those notes.]

[Risks Related to the Interest Rate Swap Agreement]

[Any net swap payment payable to the swap counterparty under the terms of the interest rate swap agreement will reduce amounts available for payment to noteholders, and may reduce payments of interest on the notes.  The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the notes.

In the event that the trust, after application of all interest and principal received on the underlying securities, cannot make the required net swap payments to the swap counterparty, a swap termination payment as described in this prospectus supplement will be owed to the swap counterparty.  Any termination payment payable to the swap counterparty in the event of early termination of the interest rate swap agreement will reduce amounts available for payment to noteholders.

See “Description of the Notes—Payments of Interest” and “—Payments of Principal” in this prospectus supplement.  See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]

[Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Notes]

As of the date of this prospectus supplement, the [swap counterparty] [cap counterparty] currently has the ratings described under “Description of the Notes—Supplemental Interest Trust—The [Swap][Cap] Counterparty.” The ratings of the [    ] notes are dependent in part upon the credit ratings of the [swap counterparty] [cap counterparty]. If a credit rating of the [swap counterparty] [cap counterparty] is qualified, reduced or withdrawn and the [swap counterparty] [cap counterparty] does not post collateral securing its obligations under the interest rate [swap][cap] agreement or a substitute counterparty is not obtained in accordance with the terms of the interest rate [swap][cap] agreement, the ratings of the [    ] notes may be qualified, reduced or withdrawn. In that event, the value and marketability of those notes will be adversely affected.

See “Description of the Notes—Supplemental Interest Trust—Interest Rate [Swap][Cap] Agreement” in this prospectus supplement.  See also “Risk Factors—Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Notes” in the prospectus.]

[Special Risks for Certain Classes of Notes

The [    ] Notes are [interest-only][principal-only] notes.  These notes have yields to maturity (or early termination) – the yield you will receive if you hold a note until it has been paid in full – that are highly sensitive to prepayments on the related mortgage loans underlying any series of underlying securities.

If you purchase the [    ] Notes, you should consider the risk that you may receive a lower than expected yield and may not fully recover your initial investment if the mortgage loans underlying any series of underlying securities experience a [faster][slower] than expected rate of prepayments.  Prepayments on the underlying mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers as described under “Yield, Prepayment and Weighted Average Life” in this prospectus supplement.

Exercise by the an underlying [servicer] of its respective right to purchase the related mortgage loans underlying a series of underlying securities will result in the prepayment of the related class or classes of underlying securities of that series and will adversely affect the yields on the [    ] Notes.

Exercise by the [holder] of its right to purchase the underlying securities, as described under “Description of the Notes—Optional Termination of the Trust,” will adversely affect the yields on the [    ] Notes.

See “Yield, Prepayment, and Weighted Average Life” in this prospectus supplement for a description of factors that may affect the sensitivity of these notes’ yield to maturity.  See also “Risk Factors—Special Risks for Certain Classes of Securities” in the prospectus.]

[Special Default Risk of Second Lien Mortgage Loans]

[Approximately [    ]% of the underlying mortgage loans are secured by second liens on the related mortgaged properties. These second lien mortgage loans are subordinate to the rights of the mortgagee under the related first lien mortgage loans and may present special risks upon default of any second lien mortgage loans.

See “Risk Factors—Special Default Risk of Second Lien Mortgage Loans” and “—Risks Related to Simultaneous Second Liens and Other Borrower Debt” in the prospectus.]
Risks Related to Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage loans underlying each series of underlying securities will be sensitive to prevailing interest rates.  Generally, if prevailing interest rates decline, underlying mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the underlying mortgage loans may decrease.

Borrowers may prepay their underlying mortgage loans in whole or in part at any time; however, approximately [    ]% of the mortgage loans underlying the underlying securities require the payment of a prepayment premium or a lockout fee in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from [    ] to [    ] after origination. These prepayment premiums or lockout fees may discourage borrowers from prepaying their related underlying mortgage loans during the applicable period.

Prepayment of mortgage loans underlying a series of underlying securities will usually result in a payment of principal on the notes, and, depending on the type of note and the price investors paid for that note, may affect the yield on that note.

[See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Unpredictability and Effect of Prepayments” in the prospectus for a description of factors that may influence the rate and timing of prepayments on the underlying mortgage loans.]

[Risks Related to Mortgage Loans with Interest-Only Payments]

Approximately [    ]% of the underlying mortgage loans provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of [    ] years following origination. Following the applicable interest-only period, the monthly payment with respect to each of these underlying mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the related mortgage interest rate.

The interest-only underlying mortgage loans may present special default and prepayment risks, particularly for notes purchased at a discount.

See “Yield, Prepayment and Weighted Average Life—General” in this prospectus supplement and “Risk Factors—Risks Related to Mortgage Loans with Interest-Only Payments” and “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.]

Risk of Ineffective Transfer

Each transfer of an underlying security to the sponsor, from the sponsor to the depositor and from the depositor to the trust, will be intended to be an absolute and unconditional sale of that underlying security and will be reflected as such in the applicable documents.  However, in the event of insolvency of a prior owner of an underlying security, a trustee in bankruptcy or a creditor of the insolvent party could attempt to recharacterize the sale of that underlying security by the insolvent party as a borrowing secured by a pledge of that underlying security.  Such an attempt, even if unsuccessful, could result in delays in payments on the notes.  If such an attempt were successful, it is possible that the affected underlying securities could be sold in order to liquidate the assets of the insolvent entity.  In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

See “Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments on the Securities” in the prospectus.
Risks Related to Geographic Concentration of Mortgage Loans

Approximately [    ]% of those underlying mortgage loans are secured by properties located in [    ].  The rate of delinquencies, defaults and losses on the underlying mortgage loans may be higher than if fewer of the mortgage loans were concentrated in [    ] because certain conditions in that state will have a disproportionate impact on the underlying mortgage loans in general.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Geographic Concentration of the Mortgage Loans” in the prospectus.
Recent Developments in the Residential Mortgage Market May Adversely Affect the Yields of the Offered Notes

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the yield on the underlying securities, and consequently, on your notes.  Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector.  In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation.  A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

[The following two paragraphs apply only if any of the underlying securities are backed by mortgage loans with an adjustable rate feature.]  [Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans.  Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin.  This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates.  A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing.  Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  These events, alone or in combination, may contribute to higher delinquency rates.]

See “Risk Factors—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy.  Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims.  The financial condition of a mortgage lender may also be adversely affected by the increasing rate of delinquencies and defaults on adjustable rate loans.

The inability of an originator to repurchase mortgage loans in the event of breaches of representations and warranties may affect the performance of the underlying securities, and consequently, of the offered notes.

[The following two paragraphs apply only if the underlying securities are backed by subprime mortgage loans:]  [The mortgage loans which back the underlying securities in the trust fund include subprime mortgage loans, and it is possible that an originator, due to substantial economic exposure to the subprime mortgage market, for financial or other reasons may not be capable of repurchasing or substituting for any defective mortgage loans in the trust fund.  You should consider that the general market conditions discussed above may affect the performance of the mortgage loans backing the underlying securities, and consequently may adversely affect the yield on your notes.

See “Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” in the prospectus.  See also “Description of the Mortgage Pools” in this prospectus supplement for a description of the characteristics of the mortgage loans and “Origination of the Mortgage Loans and Underwriting Guidelines” for a general description of the underwriting guidelines applied in originating the mortgage loans.]

[The following paragraph applies only if the mortgage loans which back the underlying securities do NOT include subprime loans:]  The mortgage loans which back the underlying securities in the trust fund do not include subprime mortgage loans; however, many originators that underwrite prime or “alt-A” mortgage loans also underwrite subprime mortgage loans and consequently may have exposure to the subprime mortgage market.  You should consider that the general market conditions discussed above may affect the performance of the mortgage loans backing the underlying securities, and consequently may adversely affect the yield on your notes.

[Additional risk factors to be provided as applicable.]

Glossary

A glossary of defined terms used in this prospectus supplement begins on page S-[    ]. Any terms used in this prospectus supplement and not defined in the glossary are defined in the accompanying prospectus.

Description of the Notes

General

[The SASCO Mortgage Loan Trust [     ] Mortgage Backed Notes will consist of the following Classes:

•

the Class [  ] Notes,

•

the Class [    ] Notes, and

•

the Class [    ] Notes.

Only the Offered Notes are offered hereby.]

The Notes will represent obligations of the Trust and will be secured by the Trust Estate.  The Trust Estate will generally consist of:

•

the Underlying Securities;

•

deposits in the Note Payment Account made in respect of the Underlying Securities; and

•

[any applicable insurance policies and] all proceeds thereof.

Each class of Offered Notes will be issued in the respective approximate Class Principal Amount specified in the table on page S-1 and will accrue interest at the respective Interest Rate specified in the table on page S-1 and as further described under “Summary of Terms—The Notes—Payments on the Notes—Interest Payments.”  The original Class Note Principal Amount of the Offered Notes may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined herein) of the Underlying Securities is increased or decreased as described under “Description of the Trust Property” herein.

Payments on the Offered Notes will be made on the [25th] day of each month (or, if the [25th] day is not a Business Day the next succeeding Business Day), commencing [     ], to Noteholders of record on the immediately preceding Record Date.

[For purposes of allocating payments of principal and interest on the Senior Notes, (1) the Group [    ] Notes will relate to, and generally will be limited to collections from, the Pool [    ] Underlying Securities and (2) the Group [    ] Notes will relate to, and generally will be limited to collections from, the Pool [    ] Underlying Securities. However, holders of each class of [    ] Notes will receive the benefit of Monthly Excess Interest generated by each Pool and, to a limited extent, certain principal payments generated by the Pool unrelated to that class. Holders of [    ] Notes will be entitled to receive payments based upon principal and interest collections from each Pool, but such rights to payments will be subordinate to the rights of the holders of the [    ] Notes to the extent described herein.]

[The Ownership Certificate will be entitled to Monthly Excess Cashflow, if any, remaining after required payments are made to the [    ] Notes and to pay certain expenses of the Trust (including payments to the [Swap Counterparty]).

Payments on the Offered Notes will be made on the Payment Date to Noteholders of record on the applicable record date specified in the table on page S-2. Payments on the Offered Notes will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided, that the final payment in respect of any Note will be made only upon presentation and surrender of such Note at the Corporate Trust Office of the Indenture Trustee. See “The Indenture Trustee” herein.

Book-Entry Registration

The Offered Notes will be issued, maintained and transferred on the book-entry records of DTC and its Participants. Each class of Book-Entry Notes will be represented by one or more Global Securities that equal in the aggregate the initial Class Principal Amount of the related class registered in the name of the nominee of DTC. The Offered Notes will be issued in minimum denominations in the principal amounts and the incremental denominations in excess thereof specified in the table on page S-2.

Beneficial Owners of the Book-Entry Notes will hold their Notes through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Notes will be issued in one or more notes that equal the initial Class Principal Amount of the related class of Offered Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries names on the books of DTC. Except as described below, no Beneficial Owner will be entitled to receive a physical note representing such Note. Unless and until Definitive Notes are issued for the Book-Entry Notes under the limited circumstances described herein, all references to actions by Noteholders with respect to the Book-Entry Notes shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to payments, notices, reports and statements to Noteholders with respect to the Book-Entry Notes shall refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Notes, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. See “Description of the Securities—Book-Entry Registration” in the prospectus.

Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

For information with respect to tax documentation procedures relating to the Book-Entry Notes, see “Material Federal Income Tax Considerations—Taxation of Securities Treated as Debt Instruments” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex A to in the prospectus.

[Exchangeable Notes

General.  All or a portion of the Exchangeable Notes may be exchanged for a proportionate interest in the related Exchangeable Notes in the combinations shown in Annex [    ].  All or a portion of the Exchangeable Notes may also be exchanged for the related offered notes in the same manner.  This process may occur repeatedly.

The classes of offered notes and of Exchangeable Notes that are outstanding at any given time, and the outstanding principal balances and notional amounts of these classes, will depend upon any related payments of principal, as well as any exchanges that occur.  Offered Notes and Exchangeable Notes in any combination may be exchanged only in the proportion that the original principal balances of such notes bear to one another as  shown in Annex [   ].

Holders of Exchangeable Notes will be the beneficial owners of a proportionate interest in the notes in the related Combination Group and will receive a proportionate share of the payments on those notes.

Procedures.  If a Noteholder wishes to exchange notes, the Noteholder must notify the [Indenture Trustee][Trust Administrator][Note Registrar] by [   ] at [   ] or [   ] no later than [   ] Business Days before the proposed exchange date.  The exchange date can be any Business Day other than the first or last Business Day of the month subject to the [Indenture Trustee’s][Trust Administrator’s] [Note Registrar’s] approval.  The notice must be on the Noteholder’s letterhead, carry a medallion stamp guarantee and set forth the following information:  the CUSIP number of both notes to be exchanged and notes to be received, outstanding principal balance and/or notional amount and the original principal balance and/or notional amount of the notes to be exchanged, the Noteholder’s DTC participant number and the proposed exchange date.  After receiving the notice, the [Indenture Trustee][Trust Administrator][Note Registrar] will [e-mail] the Noteholder with wire payment instructions relating to the exchange fee.  The Noteholder will utilize the Deposit and Withdrawal System at DTC to exchange the Notes.  A notice becomes irrevocable on the [    ] Business Day before the proposed exchange date.

In connection with each exchange, the Noteholder must pay the [Indenture Trustee][Trust Administrator][Note Registrar] a fee equal to [   ].  In no event, however, will the fee be either less than $[    ] or greater than $[    ].

The [Indenture Trustee][Trust Administrator] will make the first payment on an offered note or an Exchangeable Note received in an exchange transaction on the Payment Date in the following month to the Noteholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations.  The characteristics of the Exchangeable Notes will reflect the characteristics of the related offered notes.  Investors should also consider a number of factors that will limit a Noteholder’s ability to exchange offered notes for Exchangeable Notes and vice versa:

•

At the time of the proposed exchange, a Noteholder must own notes of the related class or classes in the proportions necessary to make the desired exchange.

•

A Noteholder that does not own the notes may be unable to obtain the necessary offered notes or Exchangeable Notes.

•

The Noteholder of needed notes may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•

Certain notes may have been purchased or placed into other financial structures and thus be unavailable.

•

Principal payments will decrease the amounts available for exchange over time.

•

Only the combinations listed on Annex [   ] are permitted.]

Payments of Interest

Calculation of Interest.  The amount of interest distributable on each Payment Date in respect of each class of Offered Notes will equal [    ] for such class and for such date. Interest will accrue on the Offered Notes on the basis of [    ].

The Interest Rate for each class of Offered Notes will be the applicable annual rate described under “Summary of Terms—The Notes—Payments on the Notes—Interest Payments.” [The Interest Rate for the Class [    ] Notes will be the lesser of (1) LIBOR plus [    ] and (2) the Subordinate Net Funds Cap.]

[Basis Risk Shortfalls. With respect to each Payment Date and any class of [    ] Notes, such class will be entitled to the amount of any Basis Risk Shortfall or Unpaid Basis Risk Shortfall with interest thereon at the applicable Interest Rate (calculated without regard to the applicable Net Funds Cap) before the holders of the [    ] Notes are entitled to any payments. The [    ] Notes will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall from Monthly Excess Cashflow, treated as paid from, and to the extent such funds are on deposit in, the Basis Risk Reserve Fund [and any amounts received under the Swap Agreement]. See “—Credit Enhancement—Application of Monthly Excess Cashflow” [and—Interest Rate Swap Agreement”] below.  The source of funds on deposit in the Basis Risk Reserve Fund will be limited to (1) an initial deposit of $1,000 by the Sponsor and (2) certain amounts that would otherwise be paid to the [    ] Notes. Notwithstanding the foregoing, the amount of any Basis Risk Shortfall for any class of [    ] Notes in respect of any Payment Date may not exceed the amount, if any, by which (x) the amount payable at the applicable Maximum Interest Rate exceeds (y) the amount payable at the applicable Net Funds Cap.

The amount of Monthly Excess Cashflow distributable with respect to the [    ] Notes on any Payment Date will be reduced by the amount of any Basis Risk Payment not satisfied from amounts, if any, on deposit in the Basis Risk Reserve Fund.]

Interest Payment Priorities.

The Interest Remittance Amount will be distributed on each Payment Date concurrently, as follows:

(1)

to the [    ] Notes, Current Interest and any Carryforward Interest for such class for such Payment Date;

(2)

to the [    ] Notes, Current Interest and any Carryforward Interest for such class for such Payment Date;

(3)

to the [    ] Notes, Current Interest and any Carryforward Interest for such class for such Payment Date;

(4)

to the Indenture Trustee and the Owner Trustee, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Trust Agreement; and

(5)

[for application as part of Monthly Excess Cashflow for such Payment Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Interest Remittance Amount remaining undistributed for such Payment Date.]

[The Cap Agreement.  As of the Closing Date, the Issuing Entity will enter into the Cap Agreement with the Cap Counterparty for the sole benefit of the [    ] Notes.  The [Depositor] will establish the Cap Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date.  [Describe Cap Agreement.]]

[State whether the significance percentage with respect to the Cap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Cap Counterparty. [Provide description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty.]

[If the significance percentage of the Cap Agreement is 10% or more, but less than 20%, then provide financial data as required by Item 301 of Regulation S-K.  If 20% or more, provide financial statements meeting the requirements of Regulation S-X.]

[Determination of LIBOR

[Provide description of how LIBOR is set.]

LIBOR for the first Accrual Period will be[    ]%.]

Payments of Principal

General.  Payments of principal on the Senior Notes will be made primarily from the Principal Payment Amount for the related Pool and secondarily from the Principal Payment Amount from the unrelated Pool, from Monthly Excess Cashflow from each Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below. Payments of principal on the Offered Subordinate Notes and the [   ] Notes will be made primarily from the aggregate of the Principal Payment Amounts from each Pool after payments of principal have been made on the Senior Notes, and secondarily from Monthly Excess Cashflow from each Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below.

Principal Payment Priorities.  The Principal Payment Amount will be distributed on each Payment Date in the following order of priority:

(1)

to the [    ], [    ], and [    ] Notes, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

(2)

to the [    ] Notes, until the Class Principal Amount of such class has been reduced to zero;

(3)

to the [    ] Notes, until the Class Principal Amount of such class has been reduced to zero; and

(4)

[for application as part of Monthly Excess Cashflow for such Payment Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Principal Payment Amount remaining after application pursuant to clauses (1) through (3) above.]

Credit Enhancement

Credit enhancement for each Class of Notes will take the form of [described as applicable]:

•

[an irrevocable letter of credit]

•

[the subordination of the Subordinate Notes to the Senior Notes]

•

[reserve funds]

•

[a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy]

•

[a surety bond or note guarantee insurance policy]

•

[the use of cross-support features]

•

[overcollateralization]

•

[excess interest]

•

[an interest rate swap agreement]

[Provide description of any credit enhancement provider if the significance percentage of any credit enhancement of any provider is 10% or more, including the name of the credit enhancement provider, the organizational form of the credit enhancement provider and the general character of the business of the credit enhancement provider.]

[If the significance percentage of any credit enhancement of any provider is 10% or more, but less than 20%, then provide financial data as required by Item 301 of Regulation S-K.  If 20% or more, provide financial statements meeting the requirements of Regulation S-X.]

[Application of Realized Losses.  Realized Losses on the Underlying Securities will have the effect of reducing amounts distributable in respect of, first, the Ownership Certificate [(both through the application of Monthly Excess Cashflow to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Payment Date)]; second, the [    ] Notes; third, the [    ] Notes; and fourth, the[    ] Notes, before reducing amounts distributable in respect of the Senior Notes.

To the extent that Realized Losses are incurred, those Realized Losses will reduce the Pool Balance[, and thus may reduce the Overcollateralization Amount]. [As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make payments of principal on the Offered Notes.]

If on any Payment Date after giving effect to all Realized Losses incurred with respect to the Underlying Securities during the related Collection Period and payments of principal on such Payment Date, there are Applied Loss Amounts, the Note Principal Amounts of the [    ] Notes will be reduced in inverse order of priority of payment. Applied Loss Amounts will be allocated in reduction of the Class Principal Amount of first, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero; second, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero; third, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero; and fourth, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero.

Holders of the[    ] Notes will not receive any payments in respect of Applied Loss Amounts, [except from Monthly Excess Cashflow, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below].

In the event that the Indenture Trustee receives any Subsequent Recovery in respect of an Underlying Security, such Subsequent Recovery will be paid in accordance with the priorities described under “—Payments of Principal—Principal Payment Priorities” in this prospectus supplement and the Class Principal Amount of each class of Notes that has previously been reduced by an Applied Loss Amount will be increased as described in the definition of “Note Principal Amount.” Any Subsequent Recovery that is received during a Collection Period will be included as a part of the Principal Remittance Amount for the related Payment Date.

[Application of Monthly Excess Cashflow.  Any Monthly Excess Cashflow will, on each Payment Date, be paid in the following order of priority:

(1)

to the [    ], [    ], and [    ] Notes, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

(2)

to the [    ] Notes, until the Class Principal Amount of such class has been reduced to zero;

(3)

[to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the [    ] Notes, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Payment Date;]

(4)

[to the [    ] Notes, any Deferred Amount for each such class and such Payment Date; and]

(5)

to the Ownership Certificate, any remaining amount.

Optional Purchase of the Underlying Securities

On the Initial Optional Termination Date, the [    ], with the prior written consent of [    ] (which consent shall not be unreasonably withheld), will have the option to purchase the Underlying Securities and any other property remaining in the Trust for a price equal to the Purchase Price.  The [the Indenture Trustee] will be reimbursed from the Purchase Price for (i) any outstanding [Trust Administrator] [Indenture Trustee] Fees, as applicable and (ii) any other amounts due under the Trust Agreement. If such option is exercised, the Trust will be terminated. If [    ] fails to exercise such option on the Initial Optional Termination Date, the margin of each class of Offered Notes will be increased as described under “Summary of Terms—The Notes—Payments on the Notes—Interest Payments” herein.

Fees and Expenses of the Trust

In consideration of their duties on behalf of the Trust, the Owner Trustee, the Indenture Trustee [and the Trust Administrator] will receive from the assets of the Trust certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Owner Trustee	annually	[Describe Fee.]	[Describe how and when payable.]
Indenture Trustee	Monthly	[Describe Fee.]	[Describe how and when payable.]
[Trust Administrator]	monthly	[Describe Fee.]	[Describe how and when payable.]

None of the fees set forth in the table above may be changed without amendment of the [Transfer and Collection] Agreement as described under “The Transfer and Collection Agreement—Certain Matters Under the Transfer and Collection Agreement—Amendment of the Transfer and Collection Agreement” below.

Expenses of [the Trust Administrator] will be reimbursed before payments are made on the Notes. Expenses of the [Indenture Trustee] will be reimbursed up to $[    ] annually before payments of interest and principal are made on the Notes; any additional unpaid expenses above $[    ] in any year will be paid to [the Indenture Trustee] to the extent of any remaining Interest Remittance Amount after all payments of Current Interest and any Carryforward Interest on the Notes.

Description of the Trust Property

General

Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein are derived solely from the characteristics of the Underlying Securities as of the Cut-off Date.

The Trust will primarily consist of approximately [      ] classes of Underlying Securities, [including [    ] classes of PO Underlying Securities from [    ] trust funds] [and [    ] classes of IO Underlying Securities, generally entitled to distributions of interest only for a limited period of time] as described in the table on page [    ], from [    ] trust funds (collectively, the “Trust Property”).  The aggregate of the outstanding principal balances of the PO Underlying Securities is approximately $[   ], giving effect to distributions thereon on the [   ] Underlying Distribution Date.  The table on page [   ] gives effect to distributions on the Underlying Securities on the [    ] Underlying Distribution Date.  The first distribution with respect to the Underlying Securities that will be included in the Trust will be the distribution to be made thereon in [    ].

If it is determined within 90 days following the Closing Date that the principal balance of any [PO] Underlying Security transferred to the Trust was lower than the principal balance purported to have been transferred, the Seller will be required to pay the amount of such shortfall to the Trust for payment on the Notes.

The Underlying Securities

Investors should review the Distribution Date Statements for the Underlying Securities attached hereto as Annex A, and should review the attached Disclosure Documents included as Annex B for additional information on the Underlying Securities.

The Underlying Trust Funds are designated as follows:

Name of Series of Underlying Trust Fund	Summary Series Name
[_____________________], Series 20[ ]-[ ]	[ ] Series 20[ ]-[ ]
[_____________________], Series 20[ ]-[ ]	[ ] Series 20[ ]-[ ]
[_____________________], Series 20[ ]-[ ]	[ ] Series 20[ ]-[ ]

Each class of Underlying Securities represents a beneficial ownership interest in an Underlying Trust Fund (or, to the extent described in the related Prospectuses, a discrete group of assets within such Underlying Trust Fund) consisting in each case primarily of [one or more pools] of [fixed] and [adjustable rate], [one- to four-family], [first [and second] lien] [residential] mortgage loans.

On each Underlying Distribution Date, [holders of each class of IO Underlying Securities are entitled to receive one month’s interest at the applicable interest rate based on their respective notional amounts, subject to any adjustment or reduction thereof described in the applicable Prospectuses, and] holders of each class of [PO] Underlying Securities are entitled to receive a distribution of principal, if and to the extent described in the applicable Disclosure Document, in reduction of the principal balances of securities of such class.

Principal distributions on a series of [PO] Underlying Securities will be determined by the priorities and formulas described in the related Disclosure Document.  The principal balances of some of the [PO] Underlying Securities are based on the balances of those Underlying Mortgage Loans (either in the entire pool or in a sub-pool) bearing interest rates below a designated rate.  Principal distributions on certain classes of the [PO] Underlying Securities are stabilized by the allocation of certain accrual amounts from other classes of securities issued by the related Underlying Trust Funds.

[Interest distributions on the IO Underlying Securities will be calculated on the basis of their respective notional principal balances.]  Interest distributions on any class of [PO] Underlying Securities will be calculated, as described in the applicable Prospectus, on the basis of its principal balance.  [Generally, the IO Underlying Securities have notional principal balances based either on (i) the balances of those related Underlying Mortgage Loans (either in the entire pool or in a sub-pool) bearing interest rates above a designated rate or (ii) certain classes of securities.  In some cases, the notional principal balance of a class of IO Underlying Securities is based on the principal balance or balances of classes of securities that are entitled to distributions of principal according to a specified schedule, or as otherwise provided in the related Prospectus.  Because a substantial portion of the IO Underlying Securities have notional principal balances based on Premium Loans, which have relatively high interest rates, or on the principal balances of classes of securities that have recently begun, or will begin soon after the Closing Date receiving distributions of principal, the IO Underlying Securities are especially sensitive to prepayment risk.]

The Underlying Distribution Date for each class of Non-Agency Mortgage Securities and Agency Mortgage Securities is the [   ]th day of each month, or, if such day is not a business day (as defined with respect to each series), the next succeeding business day.  Because of differences in what constitutes a “business day” under each of the Prospectuses, there may be particular occasions on which such dates will differ among the series of Non-Agency Mortgage Securities and Agency Mortgage Securities.

Each Underlying Trust Fund is subject to optional termination as described in the related Disclosure Document.  See “Yield, Prepayment and Weighted Average Life.”

On the Cut-off Date, the Underlying Securities will consist of the following classes of from the applicable Series and will have the following approximate characteristics:

Underlying Security Series	Underlying Security Class	Original Class Principal or Notional Amount	Cut-off Date Class Principal or Notional Amount	Cut-off Date Interest Rate	Summary Interest Rate Formula (until related Underlying Optional Termination Date)	Summary Interest Rate Formula (after related Underlying Optional Termination Date)	Underlying Security Principal Type	Underlying Security Interest Type	Underlying Cut-off Date Security Ratings
									[Name of Rating Agency]	[Name of Rating Agency]
[ ] Series [ ]	Class [ ]	$[ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
[ ] Series [ ]	Class [ ]	$[ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
[ ] Series [ ]	Class [ ]	$[ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]

(1)

Each Series designation is defined under “Description of the Trust Property—The Underlying Securities.”

(2)

Principal or notional balances give effect to distributions on the [   ] Underlying Distribution Date.

(3)

“[   ]” refers to [   ]; and “[   ]” refers to [   ]; and “NR” means that the related Underlying Security  is not rated by the indicated rating agency.

(4)

Cut-off Date Class Principal or Notional Amount represents only the portion of such Class included in the Trust.

Underlying Security Series	Underlying Security Class	Record Date	Delay / Accrual Period	Interest Accrual Convention	Final Scheduled Distribution Date	Expected Final Scheduled Distribution Date	Minimum Denominations	Incremental Denominations	CUSIP Number
[ ] Series [ ]	Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] Series [ ]	Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] Series [ ]	Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] Series [ ]	Class [ ]

[The Underlying Mortgage Loans

The Underlying Mortgage Loans generally consist of [fixed] and [adjustable rate,] [conventional], [one- to four-family] [first/second] lien mortgage loans having terms to maturity of not more than 30 years from the date of origination or modification.  [All] of the adjustable rate Underlying Mortgage Loans provide for semi-annual or annual adjustment of the related mortgage rate; the first such adjustment on the [       ] Underlying Mortgage Loans will occur after an initial fixed rate period ranging from approximately [   ] years to [    ] years from the date of origination.  [Certain of the Underlying Trust Funds related to the Agency Mortgage Securities include Fannie Mae Stripped Securities and Fannie Mae REMIC Securities.  Underlying such Fannie Mae Stripped Securities and Fannie Mae REMIC Securities are one or more Fannie Mae Mega Certificates; underlying such Mega Certificates are Fannie Mae MBS Certificates; and underlying such MBS Certificates are pools of residential mortgage loans.  In addition, underlying certain of the Fannie Mae REMIC Securities are Fannie Mae Stripped Securities.]

[Origination of the Underlying Mortgage Loans.  As of the Cut-off Date, aapproximately [    ]% and [    ]%, respectively, of the Underlying Mortgage Loans (by Cut-off Date Balance) were originated by [    ] and [     ].

[Underwriting guidelines of the type described under “Underwriting Guidelines” were applied by [   ] and [    ] underwriting the Underlying Mortgage Loans.]

[The Mortgage Loans were originated by a variety of institutions pursuant to differing underwriting guidelines, which in some cases, were not as strict as Fannie Mae or Freddie Mac underwriting guidelines.  As a result, investors are urged to read the descriptions of the Underlying Trust Funds contained in the Disclosure Documents.]

[For more information regarding the underlying originators, including historical delinquency and foreclosure information for certain originators, see [“The Underwriting Guidelines”] in each of the Disclosure Documents.]

[Master Servicing and ]Servicing of the Underlying Mortgage Loans.  [[   ] is the Underlying Master Servicer with respect to the Underlying Certificates.]  The servicers of the Underlying Mortgage Loans are described in the Disclosure Documents.

On the Closing Date, [    ] [and various other servicers] will service approximately [    ]% and [    ]%, respectively, of the Underlying Mortgage Loans (by Cut-off Date Balance).

Each underlying servicer is responsible for the servicing of the related Underlying Mortgage Loans subject to the related underlying servicing agreement[, and the Underlying Master Servicer is required to supervise, monitor and oversee the performance of each underlying servicer]. In the event of a default by an underlying servicer under the related underlying servicing agreement, the [       ] is required to enforce any remedies against that underlying servicer, and will either find a successor servicer or assume the primary servicing obligations for the related Underlying Mortgage Loans.

For more information regarding the [Underlying Master Servicer and] underlying servicers, including information regarding the delinquency and foreclosure information for the servicing portfolio of certain underlying servicers, see “The Servicers” and “Servicing of the Mortgage Loans” in each of the Disclosure Documents.

Attached hereto as Annex A are copies of the Distribution Date Statements relating to the Underlying Distribution Dates in [     ] distributed to holders of the Underlying Securities.

The Disclosure Documents attached hereto as Annex B more fully describe the Underlying Mortgage Loans in each related Series as of the date of initial issuance of the related Underlying Securities.

[The Indices

The Index used in the determination of the variable interest rates of the Class [   ], Class [   ] and Class [   ] Underlying Securities will be [                      ], as published by [             ]. See “Description of the Securities—General” in the prospectus and also see [       ] and [       ] in the [     ] Disclosure Documents for a description of the Index. ]

[Conveyance of Subsequent Underlying Securities

On the Closing Date, approximately $[     ], which represents [         ]% of the Trust Property, will be deposited by the Indenture Trustee into an eligible account.  During the period from the Closing Date to [     ], the Depositor is expected to purchase from time to time Subsequent Underlying Securities from the Seller and, in turn, sell all such Subsequent Underlying Securities to the Trust.  The purchase price for each Subsequent Underlying Securities [will equal its [Class Certificate Principal Balance] [plus accrued interest, if any,] as of the date of sale to the Depositor and] will be paid by the Indenture Trustee from the related Pre-Funding Amount.

The [mortgage-backed/asset-backed] securities expected to be conveyed as the Subsequent Underlying Securities by the Seller will have the same general characteristics as the Subsequent Underlying Securities in the Trust as of the Cut-off Date.

Pursuant to the Trust Agreement, the conveyance of Subsequent Underlying Securities to the Trust may be made on any Business Day during the Pre-Funding Period, subject to certain conditions in the Trust Agreement being satisfied, including, among others, that:

(1)

[The Subsequent Underlying Securities conveyed on the subsequent transfer date must satisfy the same representations and warranties applicable to the Subsequent Underlying Securities set forth in the Sale and Assignment Agreement[, which representations and warranties have been confirmed by the Rating Agencies];

(2)

The Subsequent Underlying Securities conveyed on the subsequent transfer date are selected in a manner reasonably believed not to be adverse to the interests of the Noteholders;

(3)

The Indenture Trustee receives an officer’s certificate confirming the satisfaction of each condition precedent and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Subsequent Underlying Securities in the forms substantially similar to those delivered on the Closing Date;

(4)

The conveyance of the Subsequent Underlying Securities on the subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the Notes;

(5)

No Subsequent Mortgage Loan may have a final scheduled distribution date exceeding [     ];

(6)

Following the conveyance of the Subsequent Underlying Securities on the subsequent transfer date, the characteristics of the Underlying Securities constituting the Trust Property will remain substantially similar to the characteristics of the Initial Underlying Securities as of the Cut-off Date;

(7)

[    ]; and

(8)

An independent accountant must provide the Depositor, the Rating Agencies, the Indenture Trustee and the Underwriters with a letter stating that the characteristics of the Subsequent Underlying Securities conform to the characteristics described above and in the Trust Agreement.]

If the Trust does not apply the full Pre-Funding Amount towards the purchase of Subsequent Underlying Securities prior to the end of the Pre-Funding Period, then such remaining proceeds in the Pre-Funding Account will be paid as a principal prepayment to the related Noteholders on the [     ] Payment Date.

[On the Closing Date, the Indenture Trustee will also establish a Capitalized Interest Account which will be funded by an initial deposit made by the Depositor on the Closing Date of approximately $[     ].  Amounts in the Capitalized Interest Account will be applied by the Indenture Trustee during the Pre-Funding Period to pay interest on that portion of the Notes supported by the Pre-Funding Amount.  At the end of the Pre-Funding Period, any remaining funds in the Capitalized Interest Account will be paid to the Depositor and the account will be terminated.]]

Static Pool Information

Static pool information with respect to the Sponsor’s prior securitized pools formed during the period from [specify date] to [specify date], presented by pool, is available online at [Internet address].  Access to this web address is unrestricted and free of charge.  Information available at this web address is deemed to be part of this prospectus supplement, except to the extent provided under “Static Pool Information” in the accompanying prospectus.  [Add reference to any third-party static pool information as applicable.]

Legal Proceedings

[Describe briefly any legal proceedings pending against the Sponsor, Depositor, Owner Trustee, Indenture Trustee, Issuing Entity, any other entity involved in the servicing function, such as any Trust Administrator) or any other party contemplated by Item 1100(d)(1) of Regulation AB, or of which any property of the foregoing is the subject, that is material to Noteholders.  Include similar information as to any such proceedings known to be contemplated by governmental authorities.]

Affiliations

[Describe if so, and how, the Sponsor, Depositor and/or Issuing Entity is an affiliate of any of the following parties as well as, to the extent known and material, if so, and how, any of the following parties are affiliates of any of the other material parties related to the asset-backed securities contemplated by Item 1100(d)(1) of Regulation AB.]

[Describe whether there is and if so, the general character of, any business relationship or arrangement that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the establishment of the Trust and the issuance of the Notes, between any of the parties listed in the preceding paragraph, or any affiliates of such parties, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the Notes.]

[Describe, to the extent material, any specific relationships involving or relating to the Notes or the Underlying Securities, including the material terms and approximate dollar amount involved, between any of the parties listed in the first paragraph of this section, or any affiliates of such parties, that currently exists or that existed during the past two years.]

Additional Information

The description in this prospectus supplement of the Underlying Certificates and the Underlying Mortgage Loans as constituted at the close of business on the Cut-off Date, as adjusted for payments of interest and principal and Scheduled Payments, respectively, due on or before that date.  A Current Report on Form 8-K will be filed, together with the Trust Agreement and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Notes.  In the event that Underlying Securities are removed from or added to the Trust, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

In addition, within 135 days from the initial delivery of this prospectus supplement, Static Pool information for any series of Securities will be posted online at [    ].com.  The static pool data will be updated each month thereafter to reflect the current composition of the pool information. See “Static Pool Data” in the prospectus.

Pursuant to the Trust Agreement, [    ] will prepare a monthly statement to Noteholders containing the information described under “The Trust Agreement—Reports to Noteholders.” [    ] may make available each month, to any interested party, the monthly statement to Certificateholders via the [    ]’s website, located at [    ].

[Underwriting Guidelines]

[Approximately [    ]% and [    ]% of the Underlying Mortgage Loans were originated by [    ] and [    ], in accordance with the [    ] Underwriting Guidelines and the [    ] Underwriting Guidelines, respectively.  [Identifying information and percentages to be provided for originators which originated 10% or more of the aggregate of the underlying mortgage loans.]  The remainder of the Underlying Mortgage Loans were originated by other Originators in accordance with Underwriting Guidelines generally comparable to the General Underwriting Guidelines described below under “General Underwriting Guidelines.” Such General Underwriting Guidelines differ among the Originators in various areas. The following is a general summary of [    ] and the [    ] Underwriting Guidelines, and [    ] and the [    ] Underwriting Guidelines, and also the General Underwriting Guidelines believed by the Depositor to be generally applied, with some variation, by each other Originator.

For more information regarding the underlying originators, including historical delinquency and foreclosure information for certain originators, see [“The Underwriting Guidelines”] in each of the Disclosure Documents.

[Originator Names]

[Provide Regulation-AB compliant description of Originator(s) which contributed 20% or more of the aggregate underlying mortgage loans]

[    ] Underwriting Guidelines

[Provide description of the Underwriting Guidelines of the above Originator.]

General Underwriting Guidelines

[Provide general description of Underwriting Guidelines applied by Originators which contributed to less than 20% or more of the aggregate underlying mortgage loans.]]

[The Underlying Servicers]

[General

On the Closing Date, [    ] [and various other Servicers] will service approximately [    ]% and [    ]%, respectively, of the Mortgage Loans (by Cut-off Date Balance). [Identifying information and percentages to be provided for servicers which will service, as of the Cut-off Date, 10% or more of the Trust Property.]

[Underlying Servicer Name]

[Provide Regulation-AB compliant description of each Underlying Servicer which services 20% or more of the mortgage assets relating to the Trust Property, including the following:]

[Provide Underlying Servicer form of incorporation, duration of servicing experience and general discussion of Underlying Servicer’s experience in servicing assets of any type as well as a more detailed discussion of Underlying Servicer’s experience in, and procedures for the servicing function in the underlying trust funds.]

[Describe any material changes to Underlying Servicer’s policies or procedures in the servicing function the Underlying Servicer will perform in the underlying trust funds for underlying assets of the same type for the past three years.]

[Provide information regarding Underlying Servicer’s financial condition to the extent that there is a material risk to the performance of the underlying trust funds in the Trust Property or the Notes.]

[Describe the material terms of the related Underlying Servicing Agreement.]

[Describe to the extent material any special or unique factors involved in servicing the particular type of mortgage assets included in the underlying trust funds.]

[Describe to the extent material the terms of any arrangements whereby the Underlying Servicer is required or permitted to provide advances of funds regarding collections, cashflows or distributions.]  [If material, provide statistical information of servicer advances on the Mortgage Loans and the Underlying Servicer’s overall servicing portfolio for the past three years.]

[Describe to the extent material the Underlying Servicer’s process for handling delinquencies, losses, bankruptcies and recoveries.]

[Describe to the extent material any ability of Underlying Servicer to waive or modify any terms, fees, penalties or payments on the underlying mortgage assets and the effect of any such ability, if material, on the potential cashflows from the assets.]

[Describe any material custodial responsibility of Underlying Servicer.]

[Describe any limitations on Underlying Servicer’s liability under the underlying transaction agreements.]

[For a description of the material terms of any removal, replacement, resignation of Servicer or transfer of servicing provisions, see “[        ]” in the [          ] Disclosure Documents.]]

Administration of the Trust

Administrative Responsibilities

The Indenture Trustee, the Owner Trustee and [the Trust Administrator] will have the following responsibilities with respect to the Trust:

Party:	Responsibilities:
[Trust Administrator

Performing the trust administration functions in accordance with the provisions of the Administration Agreement, the Trust Agreement, the Trasnfer and Collection Agreement and the Indenture, including but not limited to:

•

collecting monthly remittances from the Underlying Trustees for deposit in the Trust Administration Account and delivering all amounts on deposit in the Trust Administration Account to the Indenture trustee for deposit in the Note  Payment Account on the Deposit Date;

• preparing and distributing investor reports, including the monthly payment date statement to Noteholders based on information received from the Underlying Trustees [and the Swap Counterparty];
• preparing and filing annual federal and (if required) state tax returns on behalf of the Trust; and
• preparing and filing periodic reports with the Commission on behalf of the Trust with respect to the Notes.
See “The Trust Agreement—The Trust Administrator” and “—Reports to Noteholders” below.]
Indenture Trustee

Performing the indenture trustee functions in accordance with the provisions of the Indenture, or causing the Trust Administrator to perform such functions pursuant to the Administration Agreement, including but not limited to:

•

receiving monthly remittances from the [Underlying Trustees][Trust Administrator] for deposit in the Note Payment Account and, based solely on the information contained in the investor reports, distributing all amounts on deposit in the Note Payment Account to the Noteholders;

• [depositing any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty into the Supplemental Interest Trust Account;]
• [distributing amounts on deposit in the Supplemental Interest Trust Account to the Noteholders and the [Swap] Counterparty];
• preparing and distributing annual investor reports summarizing aggregate payments to Noteholders necessary to enable Noteholders to prepare their tax returns;
• [enforcing the obligations of the Trust Administrator under the Administration Agreement, the Transfer and Collection Agreement and the Indenture, as applicable]; and
• acting as successor [trust administrator] in the event the [Trust Administrator] resigns or is removed by the Indenture Trustee unless a successor [trust administrator] is appointed.
See “The Trust Agreement, Indenture and Administration Agreement—The Indenture Trustee,” “—Certain Matters Under the Indenture—Duties of the Indenture Trustee” and “—Reports to Securityholders” below.
Owner Trustee

Performing the owner trustee functions in accordance with the provisions of the Indenture, or causing the Trust Administrator or Depositor to perform such functions pursuant to the Administration Agreement, including but not limited to:

•

discharging (or causing to be discharged) all of its responsibilities pursuant to the terms of the Trust Agreement and the other document or agreement to which the Trust or the Owner Trustee is a party and administering the Trust (or causing to be administered) in the interest of the Holder, subject to each such respective document or agreement and in accordance with the provisions of the Trust Agreement; and

• taking direction from the Holder regarding the management of the Trust.
See “The Trust Agreement, Indenture and Administration Agreement-The Owner Trustee” below.

Trust Accounts

All amounts in respect of principal and interest received from the Underlying Trustees in respect of the Underlying Securities will, at all times before payment thereof to the Noteholders [or the Swap Counterparty], be invested in the Trust Accounts, which are accounts established in the name of the Indenture Trustee.  Funds on deposit in the Trust Accounts may generally be invested by the party responsible for such Trust Account in Eligible Investments, as described under “The Agreements—Investment of Funds” in the prospectus.  The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:
[Trust Administration Account]	[Trust Administrator]	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders.
Note Payment Account	Indenture Trustee	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders.
[Basis Risk Reserve Fund]	Indenture Trustee	[describe how investment earnings are applied.]
[Supplemental Interest Trust Account]	Indenture Trustee	[describe how investment earnings are applied.]
[Reserve Account]	Indenture Trustee	Any investment earnings will be paid to [ ] and will not be available for payment to Noteholders.

If funds deposited in the [    ] Account, the [    ] Account or the [    ] Account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds, without any right of reimbursement therefor.

Example of Payments

The following sets forth an example of collection of payments from Underlying Trustees in respect of the Underlying Securities, transfer of amounts among the Trust Accounts and payments on the Notes for the Payment Date in [        ]:

[month and day]	Underlying Trustee Remittance Date:

The Underlying Trustees will remit payments of principal and interest in respect of the Underlying Securities to the [Trust Administrator][Indenture Trustee]  for deposit into the [Trust Administration] [Note] Payment Account on the [    ] day of each month (or if the [    ] day is not a Business Day, the [    ] Business Day), as specified in the related Underlying Trust Agreements.

[month and day]	Record Date:	Payments will be made to Noteholders of record for all classes as of the Business Day [ ] the related Payment Date.
[month and day]	[Deposit Date:]	[On [ ], the [Trust Administrator] will remit to the Trustee amounts on deposit in the [Trust Administration] Account for deposit into the Note Payment Account.]
[month and day]	Payment Date:

On the [    ] day of each month (or if the [    ] day is not a Business Day, the next Business Day), the Indenture Trustee will make payments to Noteholders from amounts on deposit in the Note Paymen Account and the [Supplemental Interest Trust Account].

Succeeding months follow the same pattern.

The Trust Agreement, Indenture and Administration Agreement

General

The Notes will be issued pursuant to the Indenture. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Indenture and the Offered Notes.

Offered Notes in certificated form will be transferable at the Corporate Trust Office of the Indenture trustee, which will serve as note registrar and paying agent. The [    ] will provide to a prospective or actual Noteholder, without charge, upon written request, an electronic copy (without exhibits) of the Trust Agreement, upon request to [    ].

The Issuing Entity

[    ] will be a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement. The Issuing Entity will not engage in any activity other than acquiring, holding and managing the Underlying Securities and other assets of the Trust and proceed therefrom, issuing the Securities, making payments on the Securities, and related activities.

The Issuing Entity will not have any employees, officers or directors.  The Indenture trustee and the Depositor [and the Trust Administrator] will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Trust Agreement and the Sale and Assignment Agreement.

On the Closing Date, the Issuing Entity will purchase the Underlying Securities from the Depositor pursuant to the Transfer and Collection Agreement.  The Issuing Entity will pledge the Underlying Securities and other Trust assets to the Indenture Trustee as security for the issuance of the Notes, with the class designations specified under “Description of the Notes—General,” pursuant to the Indenture.  The Depositor will sell the Notes to the Underwriter and apply the net proceeds of such sale to the purchase of the Underlying Securities.

Other than the Underlying Securities and the other Trust assets pledged as collateral for the Notes, the Issuing Entity will not have any significant assets available for payment of the Notes.

The Issuing Entity’s principal offices are located in [    ], at the address set forth below under “—Owner Trustee.”

The Owner Trustee

[     ] will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement.  The Owner Trustee is a [     ] and its principal offices are located at [     ].  [The Owner Trustee has acted as trustee for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the Mortgage Loans during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Owner Trustee performed [    ].]  The Owner Trustee will be entitled to receive as compensation for its services [     ], as set forth under “Fees and Expenses of the Trust” and will be entitled to reimbursement for expenses and certain other amounts prior to payment of any amounts to Noteholders.

The Trust Administrator and the Depositor will perform on behalf of the Owner Trustee and the Trust certain administrative functions required under the Indenture and Transfer and Collection Agreement pursuant to the terms of the Administration Agreement.

The Ownership Certificate

The equity ownership in the Trust will be evidenced by the Ownership Certificate.  The Holder will be entitled to receive on each Payment Date any remaining cash flow from Underlying Securities collections after all principal and interest due on the Notes and other expenses of the Trust for such Payment Date have been made.

The Indenture Trustee

[     ] will be the Indenture Trustee under the Indenture. Its principal offices are at [    ].  [The Indenture Trustee has acted as trustee for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the Underlying Securities during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Indenture Trustee performed [    ].]

The Indenture Trustee’s functions, duties and responsibilities are described under “—Certain Matters Under the Agreements” below. The Indenture Trustee will be entitled to receive as compensation for its services [     ], as set forth under “Fees and Expenses of the Trust.”  The Indenture Trustee will also be entitled to customary indemnification for certain costs and expenses prior to payment of any amounts to Noteholders. For a description of the limitations on the Indenture Trustee’s liability and any indemnification provisions that entitle the Indenture Trustee to be indemnified from the cashflow that otherwise would be used to pay the Notes, see “—Certain Matters Under the Agreements— Expenses and Indemnities of the Owner Trustee and Indenture Trustee” below. The Indenture Trustee’s Corporate Trust Office for purposes of presentment and surrender of the Offered Notes for the final payment thereon is located at [     ], or any other address that the Indenture Trustee may designate from time to time by notice to the Noteholders, the Owner Trustee and the Depositor.

[If multiple trustees are involved in transaction, state each trustee’s name and form of organization. A description of each trustee’s functions, duties, responsibilities, limitations on liability and indemnification provisions to be provided as applicable.]

[The Trust Administrator

The Trust Administrator will be [    ], a [    ]. Its principal offices are at [    ].  [The Trust Administrator has acted as trustee for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the Mortgage Loans during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Trust Administrator performed [    ].]

The Trust Administrator will be responsible under the Administration Agreement for [    ] and [    ]. The Trust Administrator will prepare the payment date statements and [    ]. The Trust Administrator will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information. The Trust Administrator is entitled to the compensation described under “Fees and Expenses of the Trust.”]

Certain Matters under the Agreements

Events of Default Under the Indenture.  An Indenture Default will consist of:

1)

default in the payment of any Current Interest on the most senior class of Notes then outstanding when the same becomes due and payable under the Transfer and Collection Agreement, and such default continues for a period of five days;

2)

failure to pay the entire principal of any Note when the same becomes due and payable under the Transfer and Collection Agreement or on the applicable Final Scheduled Payment Date;

3)

failure to observe or perform any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any note delivered pursuant to the Indenture proving to have been incorrect in any material respect as of the time when the same was made, and that default continues or is not cured, for a period of 30 days after notice is given to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the outstanding Note Principal Balance of the Notes specifying that default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder;

4)

the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

5)

the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

If an Indenture Default occurs and is continuing, the Indenture Trustee or Holders of a majority by principal balance of the Priority Class or Classes of Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the Holders of a majority by principal balance of such Priority Class or Classes of Notes.

If the Notes are declared immediately due and payable following an Indenture Default, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on collateral pledged to secure the Notes, exercise remedies as a secured party, sell the assets of the Trust Estate pledged to secure the Notes, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the Indenture Trustee is prohibited from selling the assets of the Trust Estate following an Indenture Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Priority Class or Classes of Notes, unless (i) the holders of all outstanding Notes consent to such sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) the Indenture Trustee determines that the proceeds of the Trust Estate and the other property of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66-2/3% of the aggregate outstanding amount of the Notes.

If the collateral securing the Notes is sold following an Indenture Default, proceeds of such sale will be applied in the order of priority provided in the Indenture.

If an Indenture Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

Except as described above in the case of an Indenture Default, no Noteholder will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Indenture Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority in principal amount of such outstanding Notes.

In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Neither the Indenture Trustee nor the Owner Trustee in their respective individual capacities, nor the Holder, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

[Redemption. The Notes are subject to redemption under the circumstances described under “Description of the Notes—Optional Purchase of the Underlying Securities.”

The Indenture will be discharged upon the delivery to the Indenture Trustee for cancellation of all Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes. Upon the payment in full of all outstanding Notes and the discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, and the Holder will succeed to all the rights of the Noteholders pursuant to the Transfer and Collection Agreement.]

Expenses and Indemnities of the Owner Trustee and Indenture Trustee.  The Owner Trustee will be entitled to reimbursement of all reasonable expenses incurred by it in accordance with the Trust Agreement.  Such reimbursement will be paid from amounts allocable to interest and principal on the Mortgage Loans, prior to payment of any amounts to Noteholders.  The Owner Trustee will also be entitled to indemnification from the Trust for any claim, loss, liability or expense incurred by it in connection with the administration of the Trust and the performance of its duties under the Trust Agreement or any other document or agreement to which the Issuer or the Owner Trustee is a party, except to the extent that any such claim, loss, liability or expense arises out of or results from [     ]’s own willful misconduct, fraud or gross negligence or results from any of the other circumstances that are specified in the Trust Agreement.  Any amounts payable in connection with such indemnification will be paid from the Certificate Account prior to payment of any amounts distributable to the Ownership Certificate under the Transfer and Collection Agreement.

The Indenture Trustee will be entitled to reimbursement of all reasonable expenses incurred by it and any disbursements or advances made by it in accordance with the Indenture or the Transfer and Collection Agreement, except for expenses incurred or any disbursements and advances made by it in the routine administration of its duties under the Indenture and the Transfer and Collection Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct.  The Indenture Trustee will also be entitled to indemnification from the Trust for any claim, loss, liability or expense, including reasonable attorneys’ fees, incurred by it in connection with the administration of the Trust and the performance of its duties under the Indenture, the Transfer and Collection Agreement or any other document or agreement to which the Indenture Trustee is a party.

The Indenture Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from amounts allocable to interest and principal on the Mortgage Loans, prior to payment of any amounts to Noteholders.

Resignation or Removal of Owner Trustee and Indenture Trustee.  The Owner Trustee may, upon 30 days’ advance written notice to the Depositor, the Holder and the Indenture Trustee, resign at any time, in which event the Depositor will appoint a successor Owner Trustee that satisfies the eligibility requirements provided in the Trust Agreement.  The Owner Trustee may also be removed at any time by the Depositor if (a) the Owner Trustee ceases to be eligible to continue to act as Owner Trustee under the Trust Agreement, (b) the Owner Trustee is legally unable to act or is adjudged bankrupt or insolvent or (c) a receiver or other public officer takes charge of the Owner Trustee or its property.  If the Owner Trustee is removed the Depositor will promptly appoint a successor Owner Trustee.  If a successor Owner Trustee does not take office within 30 days after the retiring Owner Trustee resigns or is removed, the retiring Owner Trustee may petition any court of competent jurisdiction for appointment of a successor Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee will not become effective until acceptance of the appointment by the successor Owner Trustee, whereupon the Trust Administrator will provide notice of such resignation and appointment to the Holder, the Indenture Trustee, the Noteholders and the Rating Agencies.

Any fees and expenses owed to the retiring Owner Trustee in connection with such resignation or removal will be paid as described above under “—Expenses and Indemnities of the Owner Trustee and Indenture Trustee.”

The Indenture Trustee may, upon 90 days’ advance written notice to the Depositor, the Issuer, each Noteholder and each Rating Agency, resign at any time, in which event the Issuer will appoint a successor Indenture Trustee that satisfies the eligibility requirements provided in the Indenture.  The Indenture Trustee may also be removed at any time by the Issuer if (a) the Indenture Trustee ceases to be eligible to continue to act as Indenture Trustee under the Indenture; (b) the Indenture Trustee is adjudged bankrupt or insolvent; (c) a receiver or other public officer takes charge of the Indenture Trustee or its property; or (d) the Indenture Trustee otherwise becomes incapable of acting.  If the Indenture Trustee is removed the Issuer will promptly appoint a successor Indenture Trustee.  If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the holders of more than 50% of the aggregate Class Principal Amount of the outstanding Notes may petition any court of competent jurisdiction for appointment of a successor Indenture Trustee.

Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee, whereupon the successor Indenture Trustee will mail notice of its succession to all Noteholders.  The predecessor Indenture Trustee will be required to transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

Any fees and expenses owed to the retiring Indenture Trustee in connection with such resignation or removal will be paid as described above under “Expenses and Indemnities of the Owner Trustee and Indenture Trustee.”

Administration

The Trust Administrator or the Depositor will agree, to the extent provided in the Administration Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuer under the Transfer and Collection Agreement, the Indenture and the Trust Agreement.  Neither [     ] nor the Depositor will receive additional compensation for their services under the Administration Agreement.

Amendment

Generally, the Trust Agreement, the Indenture and the Administration Agreement are subject to amendment by the parties thereto under conditions similar to those described under “The Transfer and Collection Agreement—Amendment,” except that in the case of the Trust Agreement references to Notes and Noteholders should be read as referring to Ownership Certificate and the Holder, and in the case of the Indenture such references should be read as referring to Notes and Noteholders. Any amendment of the provisions of the Indenture will take the form of a supplemental indenture.  In addition to the purposes described under “The Transfer and Collection Agreement—Amendment,” the Trust and the Indenture Trustee may enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of correcting or amplifying the description of the Trust subject to the Indenture, evidencing the succession of a successor to the Trust, adding to the covenants of the Trust or surrendering any power conferred upon the Trust under the Indenture, or conveying or pledging any property to the Indenture Trustee.

The Transfer and Collection Agreement

General

On the Closing Date, pursuant to the Sale and Assignment Agreement, the Seller will sell the Underlying Securities to the Depositor. Pursuant to the Transfer and Collection Agreement, the Depositor will sell the Underlying Securities to the Trust.

Assignment of the Underlying Securities

The Underlying Securities will be assigned by the Depositor to the Trust, together with all principal and interest received with respect to such Underlying Securities on and after the Cut-off Date.  The Trustee will, concurrently with such assignment, authenticate and deliver the Notes.  Each Underlying Security will be identified in a schedule appearing as an exhibit to the Transfer and Collection Agreement which will specify with respect to each Underlying Security, among other things, the Series name, the class designation of the Underlying Security, the CUSIP number, the original principal balance and the Security Principal Balance as of the close of business on the Cut-off Date, the Security Interest Rate, the final scheduled maturity date and the name of the Underlying Trustee.

As to each Underlying Security, the documents described in the prospectus under “The Agreements—Assignment of Private Mortgage-Backed Securities” are generally required to be delivered to the Indenture Trustee in accordance with the Transfer and Collection Agreement.   [Describe any exceptions.]

Each transfer of the Underlying Securities from the Seller to the Depositor and from the Depositor to the Trust will be intended to be a sale of the Underlying Securities and will be reflected as such in the Sale and Assignment Agreement and the Trust Agreement, respectively. However, in the event of insolvency of either the Seller or the Depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the Underlying Securities by the insolvent party as a financing secured by a pledge of the Underlying Securities. In the event that a court were to recharacterize the sale of the Underlying Securities by either the Seller or the Depositor as a financing, each of the Depositor, as transferee of the Underlying Securities from the Seller, and the Indenture Trustee will have a security interest in the Underlying Securities transferred to it.  The Indenture Trustee’s security interest will be perfected by [possession of the Underlying Securities in physical, definitive form.]

Representations and Warranties

The Underlying Securities were [purchased [        ]] [originated by [affiliates of] LBH].

[Pursuant to the terms of the Sale and Assignment Agreement, the Seller has made to the Depositor, as of the Closing Date certain representations and warranties concerning the Underlying Securities that generally include representations and warranties similar to those described in the prospectus under “The Agreements—Assignment of Private Mortgage-Backed Securities.”  The Depositor’s rights under the Sale and Assignment Agreement will be assigned by the Depositor to the Indenture Trustee for the benefit of holders of the Notes pursuant to the Transfer and Collection Agreement.]

[In addition to the representations and warranties summarized in the prospectus under the heading “The Agreements—Assignment of Private Mortgage-Backed Securities” the Seller has also made the following representations and warranties:  [List any representations and warranties which are material and are not listed in the prospectus.]]

Within the period of time specified in the Transfer and Collection Agreement following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the Underlying Security, or receipt of notice of such breach, the Seller will be obligated either to (1) cure such breach or (2) repurchase the affected Underlying Security from the Trust for a price equal to [the Security Principal Balance thereof plus accrued interest thereon].

To the extent that any Underlying Security as to which a representation or warranty has been breached is not repurchased or replaced by the Seller and a Realized Loss occurs with respect to that Underlying Security, holders of the Notes, in particular the [    ] Notes, may incur a loss.

Custody of the Underlying Securities

The Indenture Trustee [or a nominee thereof] will hold the related Underlying Security [in book-entry form] [in definitive, physical form].

Certain Matters Under the Transfer and Collection Agreement

Duties of the Indenture Trustee. See “Administration of the Trust—Administrative Matters.”

Events of Default Under the Transfer and Collection Agreement.  An Event of Default under the Transfer and Collection Agreement will generally consist of:

•

[list events of default under the Transfer and Collection Agreement]

•

[       ]

[So long as an Event of Default remains unremedied under the Transfer and Collection Agreement, the Indenture Trustee may terminate the Trust Administrator, whereupon [    ], unless a successor Trust Administrator is appointed, will succeed to all responsibilities, duties and liabilities of the Trust Administrator under the Transfer and Collection Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable Trust Administrator Fee, together with other servicing compensation as provided in the Transfer and Collection Agreement.  In the event that the Indenture Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor Trust Administrator.

During the continuance of an Event of Default under the Transfer and Collection Agreement, the Indenture Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Noteholders, and Noteholders evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Notes affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred upon the Indenture Trustee. However, the Indenture Trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the Noteholders have offered the Indenture Trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the Indenture Trustee.  Also, the Indenture Trustee may decline to follow the direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Noteholders.

No Noteholder, solely by virtue of that holder’s status as a Noteholder, will have any right under the Transfer and Collection Agreement to institute any proceeding with respect to the Transfer and Collection Agreement, unless that Noteholder previously has given to the Indenture Trustee written notice of default and unless the holders of Notes evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Notes affected thereby have made a written request upon the Indenture Trustee to institute a proceeding in its own name as Indenture Trustee thereunder, and have offered to the Indenture Trustee reasonable indemnity, and the Indenture Trustee for the number of days specified in the Transfer and Collection Agreement has neglected or refused to institute such a proceeding.

Expenses and Indemnities of the Trustee.  The Indenture Trustee will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with the Transfer and Collection Agreement, except for expenses, disbursements and advances incurred by the Trustee in the routine administration of its duties under the Transfer and Collection Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The Indenture Trustee will also be entitled to indemnification from the Trust for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the Transfer and Collection Agreement or in connection with the performance of its duties under the Transfer and Collection Agreement, [the Swap Agreement,] or the Sale and Assignment Agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the Transfer and Collection Agreement.

The Indenture Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from the Interest Remittance Amount and Principal Remittance Amount, prior to payment of any amounts to Noteholders, provided that such reimbursable amounts will not exceed $[    ] in the aggregate per year from the Closing Date to the first anniversary of the Closing Date and each for each subsequent anniversary year thereafter. The Indenture Trustee will be entitled to reimbursement for its expenses and indemnification amounts in excess of $[    ] in each anniversary year from the aggregate of any Interest Remittance Amount remaining after application of any Current Interest and Carryforward Interest and [    ], as described under “Description of the Notes—Payments of Interest—Interest Payment Priorities.”

Amendment of the Transfer and Collection Agreement.  The Transfer and Collection Agreement may be amended by the parties to the Transfer and Collection Agreement, without notice to or consent of the Noteholders:

(1)

to cure any ambiguity;

(2)

to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

(3)

to add any other provisions with respect to matters or questions arising under the Transfer and Collection Agreement; or

(4)

to comply with any requirements imposed by the Code;

provided, that any amendment under clause (3) above must not adversely affect in any material respect the interests of any Noteholders.  Any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Noteholder if the Indenture Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Notes.

The Transfer and Collection Agreement may also be amended by the parties to the Transfer and Collection Agreement with the consent of the Noteholders of not less than 66% of the Class Principal Amount (or Percentage Interest) of each class of Notes affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Collection Agreement or modifying in any manner the rights of Noteholders; provided, however, that no amendment may reduce the amount or delay the timing of payments on any Note without the consent of the holder of such Note, or reduce the percentage required to consent to the amendment, without the consent of Noteholders of 100% of the Class Principal Amount (or Percentage Interest) of each class of Notes affected by the amendment.

Reports to Securityholders

The [Trust Administrator][Indenture Trustee] will prepare and, in the manner described under “Additional Information” above, will make available to each Securityholder on each Payment Date, or as soon thereafter as is practicable, a report setting forth the following information:

[(1)

the aggregate amount of the payment to be made on that Payment Date to each class of Notes, to the extent applicable, allocable to principal on the Underlying Securities;]

[(2)

the aggregate amount of the payment to be made on that Payment Date to each class of Notes allocable to interest and the calculation thereof;]

[(3)

the amount, if any, of any payment to the [    ] Notes;]

[(4)

the Security Principal Balance of each Underlying Security, and the aggregate Security Principal Balance of the Underlying Securities, as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under item (1) above;]

[(5)

the Class Principal Amount of each class of Notes, to the extent applicable, as of that Payment Date after giving effect to payments allocated to principal reported under item (1) above, separately identifying any reduction of any of the foregoing Note Principal Amounts due to Applied Loss Amounts;]

[(6)

by Pool and in the aggregate, the amount of any Realized Losses incurred with respect to the Underlying Securities (x) in the applicable Collection Period and (y) in the aggregate since the Cut-off Date;]

[(7)

the amount of the Owner Trust Fees, Indenture Trustee Fees, [Trust Administrator’s Fees,] [and other fees] paid during the Collection Period to which that payment relates;]

[(8)

the aggregate outstanding Carryforward Interest, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each class of Notes, after giving effect to the payment made on that Payment Date;]

[(9)

the Interest Rate applicable to that Payment Date with respect to each class of Notes;]

[(10)

with respect to [the Trust][each Pool], the Interest Remittance Amount and the Principal Remittance Amount applicable to that Payment Date;]

[(11)

if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Noteholders would have received if there were sufficient available amounts in the Note Payment Account and the amounts actually distributed);]

[(12)

the amount of any Overcollateralization Deficiency after giving effect to the payments made on that Payment Date;]

[(13)

the level of LIBOR and any other applicable Indices for that Payment Date;]

[(14)

the amount of any Net Swap Payment to the Supplemental Interest Trust, any Net Swap Payment to the Swap Counterparty, any Swap Termination Payment to the Supplemental Interest Trust and any Swap Termination Payment to the Swap Counterparty;] and

[(15)

a statement as to whether any exchanges of Exchangeable Notes have taken place since the preceding Payment Date, and, if applicable, the names, note balances, including notional balances, note interest rates, and any interest and principal paid, including any shortfalls allocated, of any classes of notes that were received by the Noteholder as a result of such exchange.]

[If applicable, list contents of any other reports to Noteholders.]

[In addition, the Indenture Trustee will provide to Noteholders the Payment Date Statements relating to each Underlying Payment Date in respect of the Underlying Securities distributed to holders of the Underlying Securities.]

In addition, within 90 days after the end of each calendar year, the Indenture Trustee will prepare and make available to any person who at any time during the calendar year was a Noteholder of record, a report summarizing the items provided to the Noteholders pursuant to items ([    ]) and ([    ]) above on an annual basis as may be required to enable those Noteholders to prepare their federal income tax returns. Such information shall also include the amount of OID accrued on each class of Notes and information regarding the expenses of the Trust.  [The [Trust Administrator] will provide the Indenture Trustee with such information as is necessary for the Indenture Trustee to prepare such reports (and the Indenture Trustee may rely solely upon such information)].

Voting Rights

At all times [    ]% of all voting rights will be allocated among the holders of the [    ] Notes as provided below. The portion of such voting rights allocated to the [    ] Notes will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate Security Principal Balance of the Underlying Securities.  The remainder of such percentage portion of voting rights will be allocated to the [    ] Notes.  The holders of the [    ] Notes will each be allocated [    ]% of the voting rights.  The voting rights allocation to any class of Notes will be allocated among all holders of each such class in proportion to the outstanding Note Principal Amount or Percentage Interest of such Notes.

Yield, Prepayment and Weighted Average Life

General

The rate of payments of principal on the Offered Notes will be determined by the rate of distributions of principal on the [PO] Underlying Securities and the application of distributions of interest received on the [IO] Underlying Securities to pay principal, as described herein.  The rate of payment of principal on the [PO] Underlying Securities will be affected by the rate of payment of principal (including prepayments) of the related Underlying Mortgage Loans.  The availability of interest will be affected by the rate of distributions of interest, if any, on the [IO] Underlying Securities, which will be influenced by a variety of factors, including the rate of payment (including prepayments) on the outstanding balance of the related Underlying Mortgage Loans having relatively high interest rates and the application of distributions of principal received on the [PO] Underlying Securities to pay interest, as described herein.  The [IO] Underlying Securities will accrue interest on notional principal balances, which will also be affected by the rate of payment of principal (including prepayments) of the related Underlying Mortgage Loans.  Principal prepayments on Underlying Mortgage Loans that reduce the notional principal balance of an [IO] Underlying Security will reduce the amount of future distributions on such IO Underlying Security.  Consequently, if prepayments occur more rapidly than anticipated, it will be less likely that there will be excess interest amounts available to fund principal payments on the Offered Notes, and more likely that the related Interest Rates on the Offered Notes will be reduced by application of the Net Funds Cap.

To the extent described in the related Disclosure Documents, the aggregate amount of distributions, the yields to maturity (or to early termination) and the rate of distributions in respect of principal and interest on the Underlying Securities will be affected by the rate and the timing of prepayments, defaults and realized losses on the Underlying Mortgage Loans.  For more information, see “Risk Factors” herein and the attached Disclosure Documents.

Prepayments and liquidations of mortgage loans are influenced by a variety of economic, geographic, demographic, social and other factors, including prevailing mortgage market interest rates, local and regional economic conditions, homeowner mobility and the rate at which homeowners default on their mortgages.  To the extent that there has been a decline in the value of the related mortgaged properties, prepayments caused by loan refinancing may become less likely.  In general, if prevailing mortgage rates fall significantly below the mortgage rates on the Mortgage Loans, the rate of prepayments (including refinancings) will be expected to increase.  Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the Underlying Mortgage Loans, the rate of prepayment on the Underlying Mortgage Loans will be expected to decrease.  Other factors affecting prepayment of mortgage loans include changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the values of the mortgaged properties, and servicing decisions.  [IO] Underlying Securities whose notional principal balances are based on Underlying Mortgage Loans with relatively high interest rates are especially sensitive to high rates of prepayment.  In addition, [IO] Underlying Securities may incur higher prepayments or liquidations when the Hybrid ARM Mortgage Loans first adjust.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters.  The Depositor has not inspected any of the mortgaged properties, and there can be no assurance that material damage to any mortgaged property due to such causes has not occurred or will not occur.  The standard hazard policies covering the mortgaged properties generally do not cover damage caused by flooding, landslides or earthquakes, and flood, landslide or earthquake insurance may not have been obtained with respect to such mortgaged properties.  To the extent that any insurance proceeds received with respect to any damaged mortgaged properties are not applied to the restoration thereof, such proceeds will be used to prepay the related Underlying Mortgage Loans in whole or in part.

Generally, a slower rate of principal prepayments than anticipated will negatively affect the yield on securities purchased at a discount, and a faster rate of principal prepayments than anticipated will negatively affect the yield on securities purchased at a premium.  However, even Offered Notes purchased at a discount may be adversely affected by a fast rate of principal prepayments, because such prepayments will reduce the notional principal balances of and aggregate distributions on the [IO] Underlying Securities.  Prospective investors in Offered Notes purchased at a premium should carefully consider the risk that a faster than anticipated rate of prepayments on the Underlying Mortgage Loans could result in a yield that is substantially lower than the anticipated yield.

Because it is impossible to predict with any accuracy the timing and dollar amount of principal prepayments that will be made on the Underlying Mortgage Loans, investors may find it difficult to analyze the effect of prepayments on the yields on the Offered Notes.  No representation is made either as to (1) the anticipated rate or amount of prepayments, delinquencies, defaults or losses on the Underlying Mortgage Loans in the Underlying Trust Funds, (2) the timing or aggregate amount of distributions of principal on the [PO] Underlying Securities, (3) the timing or aggregate amount of distributions of interest on the [IO] Underlying Securities or (4) the anticipated yields on the Offered Notes.  See “Risk Factors— Risks Related to Distributions on the Underlying Securities.”

[The yields on the Offered Notes will be adversely affected to the extent that Fannie Mae is unable to make timely payment in full of amounts due on the related Agency Mortgage Securities.]

The yields on the Offered Notes will depend in substantial part, in the event of any sale of Underlying Securities as described herein, on the proceeds realized in such sale.  The amount of such proceeds may be affected by prevailing market interest rates, market and economic conditions generally, the performance of the Underlying Mortgage Loans and other factors.  [The amount of such proceeds will also be affected by the market’s perception at the time of such sale of the ability of Fannie Mae to guarantee payment of amounts due on the related Agency Mortgage Securities.]

If the purchaser of a Note offered at a discount from its initial principal amount calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on the related Underlying Securities, the actual yield to maturity may be lower than that so calculated. Conversely, if the purchaser of a Note offered at a premium calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the related Underlying Securities, the actual yield to maturity may be lower than that so calculated.

The effective yields to holders of the [    ] Notes will be lower than the yields otherwise produced by the Note Interest Rate and the related purchase price because monthly payments will not be made to the holders until the [    ] day (or the immediately following Business Day if the [    ] day is not a Business Day) of the month following the month in which interest accrues on the Note (without any additional payment of interest or earnings thereon in respect of any delay.

[Subordination of the Class [      ] Notes

On each Payment Date, the holders of any higher ranking Class of Notes will have a preferential right to receive amounts of interest and principal due to them on that Payment Date before any payments are made on any Class of Notes subordinate to that Class. As a result, the yields to maturity and the aggregate amount of payments on the Class [     ] Notes will be more sensitive than the yields of higher ranking Notes to the rate of delinquencies and defaults on the Mortgage Loans.

As more fully described herein, the principal portion of Realized Losses on the Underlying Securities will be allocated first to the lower ranking Classes of Subordinate Notes, then to the Class [    ] Notes, then to the Class [    ] Notes, and then to the Class [    ] Notes, in that order, until the Class Note Principal Amount of each Class has been reduced to zero, before any Realized Losses will be allocated to the Senior Notes. The interest portion of Realized Losses will reduce the amount available for payment on the related Payment Date to the lowest ranking Class or Classes of Notes outstanding on that date.]

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses).  The weighted average lives of the Offered Notes will be influenced by, among other things, the rate at which principal on the related Underlying Securities is paid, which may be in the form of scheduled amortization and the amount of excess interest applied in reduction of the Note Principal Amounts of the Offered Notes.

Prepayments on mortgage loans are commonly measured relative to a [       ] prepayment standard or model. The model used in this prospectus supplement for the Underlying Securities (“[       ]”) is [       ], which represents [       ].

[       ] does not purport to be either a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any securities or pool of mortgage loans, including the Underlying Securities to be included in the Trust or the Underlying Mortgage Loans.

The tables set forth on Annex C to this prospectus supplement were prepared based on the following modeling assumptions:

[Provide detailed list of all modeling assumptions.]

The actual characteristics and the performance of the Underlying Mortgage Loans will differ from the assumptions used in constructing the tables set forth on Annex C hereto, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the Underlying Mortgage Loans will prepay at a constant rate until maturity, that all of the Underlying Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Underlying Mortgage Loans. Moreover, the diverse remaining terms to maturity and Mortgage Rates of the Underlying Mortgage Loans could produce slower or faster principal payments than indicated in the tables at the various percentages of [       ] specified, even if the weighted average remaining terms to maturity and the weighted average Underlying Mortgage Rates of the Mortgage Loans are as assumed.  Any difference between such assumptions and the actual characteristics and performance of the Underlying Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the [    ] Notes to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of [       ].

Subject to the foregoing discussion and assumptions, the tables set forth on Annex C hereto indicate the weighted average lives of the [    ] Notes and set forth the percentages of the initial Class Principal Amounts of the [    ] Notes that would be outstanding after each of the Payment Dates shown at various percentages of [       ].

The weighted average life of a [    ] Note is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the [    ] Note to the related Payment Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

Material Federal Income Tax Considerations

Tax Classification of the Trust and of the Notes

In the opinion of [     ], assuming compliance with the Agreements, for U.S. federal income tax purposes, the Notes will be classified as debt instruments. In addition, the Owner Trustee, on behalf of the Trust, will agree, and beneficial owners of the Notes will agree by their purchase of Notes, to treat the Notes as debt instruments for U.S. federal income tax purposes.

In the opinion of [     ], assuming compliance with the Agreements, for U.S. federal income tax purposes, the Trust will not be classified as an association taxable as a corporation, a publicly traded partnership or a taxable mortgage pool.

Tax Consequences to Holders of the Notes

Interest Income on the Notes.  The Notes may be treated as having been issued with OID. The beneficial owner of a note must include any OID with respect to such note in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives any cash currently attributable to such OID. See “Material Federal Tax Considerations—Taxation of Securities Treated as Debt Instruments—Election to Treat All Interest as OID” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount or bond premium, if any, will be a rate equal to [     ]% of CPR with respect to the Underlying Securities. See “Yield, Prepayment and Weighted Average Life” above. No representation, however, is made as to the rate at which principal payments or recoveries on the underlying securities actually will occur.

Possible Alternative Treatments of the Notes.  If, contrary to the opinion of [     ], the IRS successfully asserted that a class of notes did not represent debt instruments for U.S. federal income tax purposes, those notes might be treated as equity interests in the trust. If a class of notes represented equity in the trust, payments of interest on that class of notes to a foreign person generally would be subject to U.S. tax and withholding requirements.

State and Local Income Tax Considerations

In addition to the federal income tax consequences described under “Material Federal Income Tax Considerations” above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the offered securities. State and local  income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

Legal Investment Considerations

[The Offered Notes will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Offered Notes.]

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors are encouraged to consult their own legal advisors to determine whether and to what extent the Offered Notes may be purchased by them.  See “Legal Investment Considerations” in the Prospectus.

Use of Proceeds

The net proceeds from the sale of the Offered Notes will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Underlying Securities [and the repayment of any financing][and the funding of the Pre-Funding Amount]. The Underlying Securities will be acquired by the Depositor from the Seller in a privately negotiated transaction.

ERISA Considerations

A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code should carefully review with its legal advisors whether the purchase or holding of Notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See “ERISA Considerations” in the accompanying Prospectus.

Underwriting

Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter(s), the Depositor has agreed to sell to the Underwriter(s), and the Underwriter(s) [has/have] agreed to purchase from the Depositor, all of the Offered Notes [as expressed as a portion of Class Principal Amount or Class Notional Amount, as applicable, as set forth below].

[Provide the allocation among the Underwriter(s).]

The distribution of the Offered Notes by the Underwriter(s) will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter(s) may effect the transactions by selling the Notes to or through dealers, and the dealers may receive from the Underwriter(s), for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter(s) and any dealers that participate with the Underwriter(s) in the distribution of the Notes may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Act. The Underwriting Agreement provides that the Depositor will indemnify the Underwriter(s) against certain civil liabilities, including liabilities under the Act.

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[    ].

[         ] has entered into an agreement with the Depositor to purchase the Class [     ] Notes simultaneously with the purchase of the Offered Notes, subject to certain conditions.

Lehman Brothers Inc. is an affiliate of the Depositor [and the Seller].

Legal Matters

Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriter by [McKee Nelson LLP, Washington, D.C.] [Dechert LLP, New York, New York].

Ratings

It is a condition to the issuance of the Offered Notes that they have the applicable rating or ratings by [    ], [    ] and [    ] indicated under “Initial Note Ratings” in the table on page S-1.

The ratings of “AAA” and “Aaa” are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Offered Notes of distributions in the amount of scheduled payments on the Underlying Securities. The rating takes into consideration the characteristics of the Underlying Mortgage Loans and the structural and legal aspects associated with the Offered Notes. The ratings do not take into consideration any of the tax aspects associated with the Offered Notes. The ratings on the Offered Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Notes might suffer a lower than anticipated yield due to prepayments.

[The ratings do not address the likelihood that any Basis Risk Shortfall or Unpaid Basis Risk Shortfall will be paid to Noteholders.]

There will be no arrangements to have the ratings monitored while the Notes are outstanding.

The security ratings assigned to the Offered Notes should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Offered Notes by any rating agency other than those described above; there can be no assurance, however, as to whether any other rating agency will rate the Offered Notes or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Notes could be lower than the respective ratings assigned by the Rating Agencies described above.

Glossary of Defined Terms

Accrual Period	For each class of [ ] and each Payment Date, the period beginning on [ ] and ending on [ ].
Administration Agreement	The administration agreement dated as of [ ], among [ ].
Applied Loss Amount

For any Payment Date, after giving effect to all Realized Losses incurred with respect to the Underlying Securities during the related Collection Period and payments of principal on such Payment Date, the amount by which the [    ] exceeds [     ].

Basis Risk Payment

For any Payment Date, the sum of (1) any Basis Risk Shortfall for such Payment Date, (2) any Unpaid Basis Risk Shortfall for such Payment Date and (3) any Required Reserve Fund Amount (as specified in the Transfer and Collection Agreement) for such Payment Date.

Basis Risk Reserve Fund	A reserve fund into which any amount of [ ] is deposited in order to pay Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls.
Basis Risk Shortfall

For each Payment Date and any class of [     ], the amount, if any, by which the amount calculated under the applicable Interest Rate formula exceeds the amount calculated under the applicable Net Funds Cap for such class.

BBA	The British Bankers’ Association.
Beneficial Owner	Any person acquiring an interest in a Book-Entry Note.
Book-Entry Notes	The Notes, other than any Definitive Note.
Business Day	Generally any day other than a Saturday or Sunday or a day on which banks in [ ] are closed.
Cap Contract	A limited recourse notional principal contract.
Carryforward Interest	For any class of [ ] and any Payment Date, the sum of [ ].
Certificate Account	The note account maintained by or on behalf of the Trust Administrator for the benefit of the Trust and the Holder.
Class Principal Amount	For any class of [ ], the aggregate of the Note Principal Amounts of all notes of that class.
Clearstream Luxembourg	Clearstream Banking Luxembourg.
Clearstream Luxembourg Participants	Participating organizations that utilize the services of Clearstream Luxembourg.
Closing Date	[ ]
Code	The Internal Revenue Code of 1986, as amended.
Collection Period

For any Payment Date, the [      ] period beginning on the [      ] day of the [      ] month immediately preceding the month in which such Payment Date occurs and ending on the [      ] day of the month in which such Payment Date occurs.

Current Interest	For any class of [ ] and any Payment Date, the aggregate amount of interest accrued at the applicable Interest Rate during the [ ].
Cut-off Date	[ ]
Cut-off Date Balance	The Security Principal Balances of the Mortgage Loans as of the Cut-off Date.
Deferred Amount	For each Payment Date and for each class [ ], the amount by which [ ].
Definitive Note	A physical note representing any Note.
Deposit Date	The Business Day immediately preceding each Payment Date.
Designated Telerate Page

The Moneyline Telerate Service page 3750, or such other page as may replace page 3750, or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars.

Disclosure Documents	The prospectuses attached hereto as Annex [B] relating to each of the Underlying Securities, as applicable.
DTC	The Depository Trust Company.
ERISA	The Employee Retirement Income Security Act of 1974, as amended.
ERISA Restricted Offered Note	An Offered Note which does not have a rating of BBB- or above or Baa3 or above at the time of its acquisition by a Plan.
Euroclear	The Euroclear System.
Euroclear Participants	Participating organizations that utilize the services of Euroclear.
Global Securities	The globally offered Notes.
Holder	The holder of any Note or Ownership Certificate.
Indenture	The indenture dated as of [ ], among [ ].
Indenture Default	The events of default under the Indenture as described under “The Trust Agreement, Indenture and Administration Agreement—Certain Matters under the Agreement.”
Indenture Trustee	[ ], or any successor thereto.
Index	The index applicable to any Underlying Security, based on [ ].
Interest Rate	[ ]
Interest Remittance Amount	For any Payment Date and any Pool, an amount equal to [ ].
IRS	The Internal Revenue Service.
Issuing Entity	[ ]
LIBOR	The London Interbank Offered Rate.
LIBOR Business Day	Any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.
LIBOR Determination Date	The [ ] LIBOR Business Day preceding the commencement of each Accrual Period.
Maturity Date	The Payment Date in [ ].
Maximum Interest Rate	[ ]
Monthly Excess Cashflow	For any Payment Date, [ ].
Monthly Excess Interest	Any remaining Interest Remittance Amounts from [ ].
Net Funds Cap	For each Payment Date , an annual rate equal to [ ].
Note Payment Account	A note payment account maintained by [ ] on behalf of the Noteholders.
Note Principal Amount

For any [     ] as of any Payment Date, its initial Note Principal Amount as of the Closing Date, as reduced by all amounts previously distributed on that Notes in respect of principal prior to such Payment Date.

Noteholder	Any person acquiring a beneficial ownership interest in any Note.
Notes	The [ ].
Offered Notes	The Class [ ,] Class [ ] and Class [ ]Notes.
OID	Original issue discount.
One-Month LIBOR	The average of the interbank offered rates for one-month U.S. dollar deposits in the London market.
One-Year CMT

The weekly average yield on United States treasury security adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15(519) and most recently available as of the date 45 days before the related Adjustment Date.

Optimal Interest Remittance Amount	For each Payment Date, the product of [ ].
Ownership Certificate	The single ownership certificate that evidences the equity ownership in the Trust.
Owner Trustee	[ ], or any successor thereto.
Participant	Participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.
Payment Date	[ ]
Plan	Any employee benefit plan or other retirement arrangement that is subject to ERISA or to Section 4975 of the Code.
Pool	[ ]
Pool Balance	For any Pool as of any date of determination, the aggregate of the Security Principal Balances of the Underlying Securities in such Pool as of such date.
Principal Payment Amount	For any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the amount, if any, by which [ ].
Principal Payment Amount	For each Pool for any Payment Date, an amount equal to [ ].
Principal Remittance Amount	For each Pool and for any Payment Date, an amount equal to [ ].
Priority Class or Classes	The Class or Classes of Notes at any time outstanding that has the highest priority of payment of interest.
PTCE 95-60	Prohibited Transaction Class Exemption 95-60.
PTE	A Prohibited Transaction Exemption granted by the U.S. Department of Labor.
Purchase Price	An amount equal to the sum of [ ].
Rating Agencies	Each of [ ].
Realized Loss	For any Underlying Security, the [amount designated or specified as a “Realized Loss” by the related Underlying Trustee].
Relevant Depositary	[ ] as depositary for Clearstream Luxembourg, and [ ] as depositary for Euroclear, individually.
Sale and Assignment Agreement	The securities sale and assignment agreement dated as of [ ], between the Seller and the Depositor.
Securities	Collectively, the Notes and the Ownership Certificate.
Securities Act	The Securities Act of 1933, as amended.
Securityholder	A holder of any Security.
Security Principal Balance

For any Underlying Security as of any date of determination, an amount generally equal to its outstanding principal balance as of the Cut-off Date after giving effect to payments due on or before such date, whether or not received, as reduced by all principal payments received on or before the last day of the Collection Period immediately preceding such date of determination.

Seller	[ ]
Series	Each Underlying Trust Fund, as set forth under “Description of the Trust Property” in this prospectus supplement.
Six-Month LIBOR	The average of the interbank offered rates for six-month U.S. dollar deposits in the London market, calculated as provided in the related mortgage note.
Six-Month LIBOR Mortgage Loans	Adjustable Rate Mortgage Loans providing for semi-annual adjustment of the related Mortgage Rate based on Six-Month LIBOR.
SMMEA	The Secondary Mortgage Market Enhancement Act of 1984, as amended.
Stepdown Date	The earlier of (x) [ ] or (y) [ ].
Subsequent Recovery	Any amount designated as a “Subsequent Recovery” by the related Underlying Trustee with respect to an Underlying Security for which a Realized Loss has been incurred for such Underlying Security.
Target Amount	For any Payment Date, an amount equal to [ ].
Tax Counsel	[ ]
Transfer and Collection Agreement	The transfer and collection agreement dated as of [ ], among [ ].
Trust	The statutory trust created pursuant to the Trust Agreement.
Trust Accounts	The Note Payment Account, [the Trust Administration Account], the Basis Risk Reserve Fund and [ ].
[Trust Administration Account]	[The trust administration account maintained by the Trust Administrator for the benefit of the Noteholders.]
Trust Agreement	The trust agreement dated as of [ ], among [ ].
Trust Estate	The Underlying Securities and other assets of the Trust and proceeds therefrom.
Underlying Mortgage Loans

The [conventional, adjustable and fixed rate, fully amortizing and balloon, first and second lien [residential][multifamily][mixed residential/commercial] [mortgage loans] included in the Underlying Trust Funds.

Underlying Originators	Each of the originators that originated the Underlying Mortgage Loans, as set forth under “Underwriting Guidelines” in this prospectus supplement.
Underlying Securities	Each of the securities constituting the Trust Property as set forth under “Description of the Trust Property” in this prospectus supplement.
Underlying Servicers	Each of the servicers responsible for servicing the Underlying Mortgage Loans, as set forth under “The Underlying Servicers” in this prospectus supplement.
Underlying Trust Funds	Each trust fund underlying each Underlying Security.
Underlying Trustees	Each trustee underlying each Underlying Trust Fund.
Underwriter	[ ]
Underwriting Agreement	Collectively, the underwriting agreement and the terms agreement between the Depositor and the Underwriter.
Unpaid Basis Risk Shortfall

For any class of [     ] on any Payment Date, the aggregate of all Basis Risk Shortfalls for such class remaining unpaid from all previous Payment Dates, together with interest thereon at the applicable Interest Rate, computed without regard to the applicable Net Funds Cap, but limited to a rate no greater than [    ].

[The following Annexes are incorporated by reference
into this prospectus supplement.]

 Annex A:
Payment Date Statements

 Annex B:
Disclosure Documents

 Annex C:
Principal Amount Decrement Tables

Percentage of Initial Class Note Principal Amount of the Offered Notes
Outstanding at the Following Percentages of [   ]

	Class [ ] Notes
Payment Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%

Weighted Average Life in Years

__________

* Indicates a value between 0.0% and 0.5%.

 Annex [D]:
Available Combinations for Exchange

Original Notes				Exchangeable Notes
Mortgage Pool	Original Class	Original Balance(1)	CUSIP Number	Exchange Class	Maximum Original Class Principal Balance	Interest Type	Principal Type(2)	Summary Interest Rate Formula	CUSIP Number	Final Payment Date
Combination 1
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Combination 2
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

$[                ]

(Approximate)

SASCO MORTGAGE LOAN TRUST [     ]

Mortgage Backed Notes

Structured Asset Securities Corporation

[Depositor]

[                               ]

[Issuing Entity]

[                               ]

[Sponsor and Seller]

_______________

PROSPECTUS SUPPLEMENT

[                ]

_______________

[Underwriters]

Subject to Completion, [                      ], 20[   ]

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT

(To Prospectus dated [               ])

$[              ] (Approximate)

STRUCTURED ASSET SECURITIES CORPORATION

Mortgage Pass-Through Certificates, Series [      ]

[                        ]

[                        ]

Sponsor and Seller

Issuing Entity

Structured Asset Securities Corporation

Depositor

______________________________

Consider carefully the risk factors beginning on page S-[   ] of this prospectus supplement and on page [   ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary beginning on page S-[   ] in this prospectus supplement and the index of principal terms on page [   ] in the prospectus.

The certificates will represent interests in the issuing entity only and will not represent interests in or obligations in the sponsor, the depositor or any of their affiliates or any other party.

This prospectus supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.

The issuing entity will issue certificates including the following classes offered hereby:

●   [      ] classes of senior certificates

●   [      ] classes of subordinate certificates

The classes of certificates offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, in the table under “The Offered Certificates” on page S-[   ] of this prospectus supplement.  This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table on page S-[   ] and not to the other classes of certificates that will be issued by the issuing entity as described in this prospectus supplement.

Distributions on the offered certificates will be payable [       ], as described in this prospectus supplement.  The first expected distribution date will be [        ].  Credit enhancement for the offered certificates includes [describe any credit enhancement].  [Amounts payable under [describe any derivative agreements] provided by [    ] will be applied to [describe purpose of derivative agreement(s)].] [The Class [   ] Certificates will be exchangeable for certain other classes of certificates, as described in this prospectus supplement.]

[Describe assets of the issuing entity.]  [After the closing date of this transaction, but before [     ], the issuing entity may acquire additional underlying securities as described at “Description of the Trust Fund Property—Conveyance of Subsequent Underlying Securities” in this prospectus supplement.]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

[Describe underwriting arrangements.]

On or about [         ], delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of [    ].

[Underwriters]

The date of this prospectus supplement is [             ]

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates.

The information presented in this prospectus supplement is intended to enhance the general terms of the accompanying prospectus.  You should rely on the information in this prospectus supplement for the specific terms of the certificates and the offering.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with any other information.

We are not offering the certificates in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

_____________________

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

_____________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

Tables of Contents

Prospectus Supplement

Page


The Offered Certificates

S-1

Summary of Terms

S-3

Risk Factors

S-14

Glossary

S-27

Description of the Certificates

S-27

General

S-27

Book-Entry Registration

S-28

Distributions of Interest

S-31

[Determination of LIBOR

S-32

Distributions of Principal

S-32

Credit Enhancement

S-33

[The Residual Certificate

S-35

[Supplemental Interest Trust

S-35

Optional Purchase of the Underlying Securities

S-36

Fees and Expenses of the Trust Fund

S-36

Description of the Trust Fund Property

S-37

General

S-37

[The Underlying Mortgage Loans

S-41

[Conveyance of Subsequent Underlying Securities

S-42

Static Pool Information

S-43

Legal Proceedings

S-43

Affiliations

S-44

Additional Information

S-44

[Underwriting Guidelines]

S-45

[Originator Names]

S-45

[    ] Underwriting Guidelines

S-45

General Underwriting Guidelines

S-45

[The Underlying Servicers]

S-45

[General

S-45

Administration of the Trust Fund

S-46

Servicing and Administrative Responsibilities

S-46

Trust Accounts

S-48

Example of Distributions

S-48

The Trust Agreement

S-49

General

S-49

The Issuing Entity

S-49

The Trustee

S-50

[The Securities Administrator

S-51

Assignment of the Underlying Securities

S-51

Representations and Warranties

S-51

Custody of the Underlying Securities

S-52

Certain Matters Under the Trust Agreement

S-52

Reports to Certificateholders

S-56

Voting Rights

S-57

Yield, Prepayment and Weighted Average Life

S-58

General

S-58

[Subordination of the Class [      ] Certificates

S-60

Weighted Average Life

S-60

Material Federal Income Tax Considerations

S-61

General

S-61

[Residual Certificates

S-62

Legal Investment Considerations

S-62

Use of Proceeds

S-63

ERISA Considerations

S-63

Underwriting

S-63

Legal Matters

S-64

Ratings

S-64

Glossary of Defined Terms

S-65

Annex A:  Distribution Date Statements

S-1

Annex B:  Disclosure Documents

S-1

Annex C:  Principal Amount Decrement Tables

S-1


The Offered Certificates

The certificates consist of the [class(es)] of certificates listed in the tables below[, together with the Class [       ] Certificates].  Only the classes of certificates listed in the tables below are offered by this prospectus supplement.

Class	[Related Mortgage Pool(s)]	Class Principal or Notional Amount(1)	Initial Interest Rate(2)	Summary Interest Rate Formula (until Initial Optional Termination Date)(3)	Summary Interest Rate Formula (after Initial Optional Termination Date)(3)	Principal Type	Interest Type	Initial Certificate Ratings
								[Name of Rating Agency]	[Name of Rating Agency]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Summary Description of Interest Rate]	[Insert Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Summary Description of Interest Rate]	[Insert Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Summary Description of Interest Rate]	[Insert Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]

(1)

These balances are approximate, as described in this prospectus supplement.

(2)

Reflects the interest rate as of the closing date.

(3)

Reflects the summary interest rate formula [to be described as applicable].

The offered certificates will also have the following characteristics:

Class	Record Date	Delay / Accrual Period	Interest Accrual Convention	Final Scheduled Distribution Date	Expected Final Scheduled Distribution Date	Minimum Denominations	Incremental Denominations	CUSIP Number
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Summary of Terms

•

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the certificates, you should carefully read this entire prospectus supplement and the accompanying prospectus.

•

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•

Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included in this prospectus supplement.

•

[Whenever we refer to a percentage of some or all of the underlying securities in the trust fund [or in any pool], that percentage has been calculated on the basis of the total security principal balance of those underlying securities as of [        ], unless we specify otherwise.  We explain in this prospectus supplement under “Description of the Certificates – Distributions of Principal” how the security principal balance of an underlying security is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any underlying security or securities, we mean the total of their security principal balances determined by that method, unless we specify otherwise.]

Parties

Sponsor and Seller

[       ] will sell the underlying securities to the depositor.

Depositor

Structured Asset Securities Corporation, a Delaware special purpose corporation, will sell the underlying securities to the issuing entity. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 526-7000.

Issuing Entity

[       ].

Trustee

[       ].

[Securities Administrator

[       ] will be responsible for preparing monthly distribution statements and certain tax information for investors and certain tax filings for the trust fund.]

[Certificate Insurer

[   ] will provide a certificate guaranty insurance policy for [    ] Certificates.

[[Swap] [Cap] Counterparty

[       ].]

[Affiliations

[If the sponsor, depositor or issuing entity is an affiliate of any trustee, or any other transaction party, disclose such here. Also, disclose any other affiliations among transaction parties.]]

The Certificates

The certificates offered by this prospectus supplement will be issued with the initial approximate characteristics set forth under “The Offered Certificates” in the table on page S-[   ].

[The offered certificates will be issued in book-entry form.  The minimum denominations and the incremental denominations of each class of offered certificates are set forth in the table on page S-[   ].]

The certificates represent ownership interests in a trust fund, the assets of which will consist primarily of [describe assets of the trust fund] having a total principal balance as of the cut-off date, which is [       ], of approximately $[       ].  [In addition, [the supplemental interest trust] will hold an [interest rate swap agreement] for the benefit of the certificateholders.]

[The underlying securities to be included in the trust fund will be divided into [       ] pools: [name pools].  [Describe pool assets].

[Payments of principal and interest on the Class [       ] Certificates will be based primarily on collections from the pool [    ] assets.  Payments of principal and interest on the Class [       ] Certificates will be based primarily on collections from the pool [    ] assets. Payments of principal and interest on the Class [       ] Certificates will be based on collections from [both / all] pools as described herein.]

The rights of holders of the Class [     ] Certificates to receive payments of principal and interest will be subordinate to the rights of the holders of certificates having a senior priority of payment, as described in this Summary of Terms under “—Enhancement of Likelihood of Payment on the Certificates—Subordination of Payments” below.  We refer to the Class [     ] Certificates collectively as “subordinate” certificates.  We refer to the Class [       ] Certificates collectively as “senior” certificates.

[The Class [     ] and Class [     ] Certificates are exchangeable for certain other classes of senior certificates in the combinations identified on Annex [   ] to this prospectus supplement.]

[The Class [    ] Certificates will be entitled to receive any monthly excess cashflow remaining after required distributions are made to the offered certificates.]

[The Class [       ] Certificates are not offered by this prospectus supplement.]

The offered certificates will have an approximate total initial principal amount of $[       ]. Any difference between the total principal amount of the offered certificates on the date they are issued and the approximate total principal amount of the offered certificates as reflected in this prospectus supplement will not exceed 5%.

Payments on the Certificates

Principal and interest on each class of the certificates will be payable on the [25th] day of each month, beginning in [     ].  However, if the [25th] day is not a business day, payments will be made on the [next] business day after the [25th] day of the month.

Interest Payments

Amounts Available for Interest Payments

Interest will accrue on each class of offered certificates at the applicable annual rates described below:

•

Class [       ] Certificates: [describe interest rate and any applicable caps or limitations].

[If the option to purchase the underlying securities is not exercised by the [     ] on the initial optional termination date as described under “—The Underlying Securities—Optional Purchase of the Underlying Securities” below, then with respect to the next distribution date and each distribution date thereafter, the applicable annual rate will be increased to [describe changes in the interest rate].

See “—The Underlying Securities —Optional Purchase of the Underlying Securities” below.

[You will receive from each pool of underlying securities only the payments of interest that the component parts of your class of certificates that relate to that pool are entitled to receive.  As described in this prospectus supplement, you may receive less than you are entitled to from any particular pool of underlying securities if those underlying securities do not generate enough interest in any particular month to pay interest due.]

[The Class [   ] Certificates are principal-only certificates and will not be entitled to payments of interest.]

See “Description of the Certificates – Distributions of Interest” in this prospectus supplement.

Priority of Interest Payments

In general, on each distribution date, the interest remittance amount, which is the amount of interest collected from the underlying securities during the collection period related to the distribution date minus the amount of any [trustee fees], will be distributed in the following order of priority:

first, [to the Class [   ] Certificates, the amount of [   ]];

second, [to the Class [   ] Certificates, the amount of [   ]]; and

[   ], [any remaining interest after payments as described above will be paid to the certificates as [excess interest]].

[The Interest Rate Swap Agreement/Cap Agreement

[   ] will enter into an [interest rate swap agreement/cap agreement] with [       ], as [swap/cap] counterparty.  Under the [interest rate swap agreement/cap agreement], [describe swap agreement].

See [   ] in this prospectus supplement.]

[A graphic illustration of the interest payment priority to be provided to the extent such graphic enhances the disclosure of the interest payment priority.]

Principal Payments

Amounts Available for Principal Payments

The amount of principal payable on the [   ] certificates will be determined by (1) formulas that allocate portions of principal payments received on the underlying securities between [pools] [different certificate classes], (2) funds received on the underlying securities that are available to make payments on the certificates, (3) [the application of excess interest from each pool to pay principal on the certificates and (4) [the amount of principal received on the underlying securities that is released to the residual certificate, calculated as described in this prospectus supplement].

Priority of Principal Payments

In general, on each distribution date, the principal remittance amount, which is the amount of principal collected from the underlying securities during the collection period related to the distribution date, minus the amount of any [expenses of the trustee][other expenses], will be distributed in the following order of priority:

first, [to the Class [   ] Certificates, the amount of [   ]];

second, [to the Class [   ] Certificates, the amount of [   ]]; and

[   ], [any remaining principal after payments as described above will be paid to the certificates as [excess cashflow]].

[A graphic illustration of principal payment priority to be provided to the extent such graphic enhances the disclosure of the principal payment priority.]

Trigger Events

The manner of allocating payments of principal on the underlying securities will differ, as described above, depending upon the occurrence of several different events or triggers:

•

[describe any applicable events or triggers];

See “Description of the Certificates — Distributions of Principal” and “Glossary of Defined Terms” in this prospectus supplement.

Limited Recourse

The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund.  The trust fund will have no other source of cash other than collections on the underlying securities [and] [if applicable, describe any cap or derivatives providing support] [if applicable, describe any certificate guaranty insurance policy].  No other entity will be required or expected to make any payments on the certificates [other than [   ] with respect to the guaranty insurance policy].

Exchangeable Certificates

On each distribution date when exchangeable certificates are outstanding, principal distributions from the applicable related certificates are allocated to the related exchangeable certificates that are entitled to principal.  The payment characteristics of the classes of exchangeable certificates will reflect the payment characteristics of their related classes of regular certificates. Annex [   ] shows the characteristics of the exchangeable certificates and the combinations of certificates and exchangeable certificates.

See “Description of the Certificates—Exchangeable Certificates—Procedures" in this prospectus supplement and "Description of the Securities—Exchangeable Securities" in the prospectus for a description of exchangeable certificates and exchange procedures and fees.

Enhancement of Likelihood of Payment on the Certificates

The payment structure of this securitization includes [forms of credit enhancement to be described as applicable].  [The [   ] certificates will [be insured by a] [not be insured by any] financial guaranty insurance policy.]  [Provide name of any financial guaranty insurance policy]

See “Risk Factors – Potential Inadequacy of Credit Enhancement” and “Description of the Certificates – Credit Enhancement” in this prospectus supplement for a detailed description of the forms of credit enhancement available to the certificates.

[Subordination of Payments

Payments of interest and principal will each be made to holders of each class of offered certificates before payments are made to the holder of the [REMIC] residual certificate.  In addition, certificates with an “A” in their class designation will have a payment priority as a group over other certificates.  Class [   ] certificates will have a payment priority over class [   ] certificates, and class [   ] certificates will have a payment priority over class [   ] certificates.

These payment priorities are intended to increase the likelihood that the holders of class [  ] certificates and, to a lesser extent, the holders of class [  ] certificates, will receive regular payments of interest and principal.

See “Description of the Certificates – Credit Enhancement – Subordination” in this prospectus supplement.]

[Allocation of Losses

As described in this prospectus supplement, amounts representing realized losses on the underlying securities (to the extent that those losses exceed excess interest and any overcollateralization, as described in this prospectus supplement) will be applied to reduce the principal amount of the [    ] class of certificates still outstanding that has the lowest payment priority, until the principal amount of that class of certificates has been reduced to zero.  For example, losses in excess of overcollateralization and excess interest will first be allocated in reduction of the principal amount of the Class [    ] Certificates until it is reduced to zero, then in reduction of the principal amount of the Class [    ] Certificates until it is reduced to zero.  If a loss has been allocated to reduce the principal amount of a [   ] certificate, it is unlikely that investors will receive any payment in respect of that reduction [except in the case of those certificates covered by the guaranty insurance policy as described below].

[A graphic illustration of allocation of losses to be provided to the extent such graphic enhances the disclosure of the allocation of losses.]

See “Description of the Certificates – Credit Enhancement – Application of Realized Losses” in this prospectus supplement.]

[Excess Interest

The underlying securities bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the [    ] certificates and [   ].  This “excess interest” received from the underlying securities each month will be available to absorb realized losses applied to the underlying securities and to maintain the required level of overcollateralization.

In general, on each distribution date, any excess interest will be distributed in the following order of priority:

first, [to the Class [   ] Certificates, the amount of [   ]];

second, [to the Class [   ] Certificates, the amount of [   ]]; and

[   ], [any remaining excess interest after payments as described above will be paid to the [residual] certificates.

[A graphic illustration of any excess interest distribution to be provided to the extent such graphic enhances the disclosure of the application of excess interest.]

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Credit Enhancement—Excess Interest” in this prospectus supplement.]

[Overcollateralization

On the closing date, the total principal balance of the underlying securities in the trust is expected to exceed the total principal amount of the certificates by approximately $[    ], which represents [    ]% of the total principal balance of the underlying securities in the trust fund as of [    ].  This condition is referred to in this prospectus supplement as “overcollateralization.”  Thereafter, to the extent described in this prospectus supplement, a portion of excess interest may be applied to pay principal on the certificates to the extent needed to maintain the required level of overcollateralization.  We cannot, however, assure you that sufficient interest will be generated by the underlying securities to maintain any level of overcollateralization.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Credit Enhancement—Overcollateralization” in this prospectus supplement.]

[Limited Cross-Collateralization

Under certain limited circumstances, principal payments on the underlying securities in [a pool] may be distributed as principal to holders of the [   ] certificates corresponding to [another pool or pools].

If the [   ] certificates relating to one pool have been retired, then principal payments on the underlying securities relating to the retired [   ] certificates will be distributed to the remaining [   ] certificates of the other [pool or pools], if any, before being distributed to the [   ] certificates.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Distributions of Principal” in this prospectus supplement.]

[Interest Rate Swap Agreement

Any net swap payment received under the [interest rate swap agreement] will be applied to pay interest shortfalls, maintain overcollateralization and cover losses, as described in this prospectus supplement.

See “Description of the Certificates—Supplemental Interest Trust—Interest Rate Swap Agreement” and “—Application of Deposits and Payments Received by the Supplemental Interest Trust” in this prospectus supplement.]

[[Certificate] [Pool] Insurance Policy

The [   ] [certificate][pool] guaranty insurance policy will guarantee certain interest and principal payments to holders of [   ] Certificates under the instances described in this prospectus supplement.  [No other classes of certificates will benefit from the certificate guaranty insurance policy.]

For information about [   ] and for a more detailed discussion of the [   ] guaranty insurance policy, see “The [Certificate] [Pool] Insurance Policy” in this prospectus supplement.

Fees and Expenses

Before payments are made on the certificates, the trustee will be paid a monthly fee calculated either as [    ]% annually.

[In addition, the [securities administrator] will be paid [   ] [before/after] payments are made on the certificates.]

In each case, the fees described above will be paid to the related party from amounts received on the underlying securities, before payments of any amounts to certificateholders. The [trustee’s] fees will be paid prior to the payment of other fees. [The [other parties] will be paid their fees simultaneously on a proportionate basis.]

Expenses of the trustee [and the securities administrator] will be reimbursed [before/after] payments are made on the certificates.

Final Scheduled Distribution Date

The final scheduled distribution date for the offered certificates will be the applicable distribution date specified in the table on page S-[   ].  The final scheduled distribution date for the [      ] certificates is based upon [      ].  The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially earlier, than the applicable final scheduled distribution date.

[The NIMS Insurer

One or more insurance companies, referred to herein collectively as the NIMS Insurer, may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust or other special purpose entity and secured by all or a portion of the [   ] Certificates.  In that event, the NIMS Insurer will be able to exercise rights which could adversely affect certificateholders.

We refer you to “Risk Factors—Rights of the NIMS Insurer May Affect Certificates” in the prospectus for additional information concerning the NIMS Insurer.]

The Trust Fund Property

On the closing date, which is expected to be on or about [     ], the assets of the trust fund will consist primarily of [one pool] [pools of] [describe pool(s)] [    ] underlying securities with a total principal balance as of the cut-off date of approximately $[    ], from [   ] underlying trust funds.

Each class of underlying securities will be backed primarily by [residential] mortgage loans secured by [mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages].

The depositor expects that the underlying securities will constitute the following classes and will have the following approximate characteristics as of the cut-off date:

Underlying Securities Summary

Underlying Security Series	Underlying Security Class	Cut-off Date Class Principal or Notional Amount	Cut-off Date Interest Rate	Summary Interest Rate Formula (until related Underlying Optional Termination Date)	Summary Interest Rate Formula (after related Underlying Optional Termination Date)	Underlying Security Principal Type	Underlying Security Interest Type	Underlying Cut-off Date Security Ratings
								[Name of Rating Agency]	[Name of Rating Agency]
[ ] Series [ ]	Class [ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
[ ] Series [ ]	Class [ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
[ ] Series [ ]	Class [ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]

[The mortgage loans underlying the underlying securities were generally originated or acquired in accordance with underwriting guidelines that are [less strict than][in accordance with] Fannie Mae and Freddie Mac guidelines. [As a result, the related mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards.]]

[The underlying securities held by the trust fund will not be insured or guaranteed by any government agency.]

[See “Description of the Trust Fund Property—the Underlying Securities” and “—the Underlying Mortgage Loans” in this prospectus supplement.]

[Servicing of the Underlying Mortgage Loans

[Approximately [   ]% of the underlying mortgage loans will be serviced by [     ].]

See “Description of the Trust Fund Property” and “Trust Fund Property Servicing” in this prospectus supplement.

[The Pre-Funding Arrangement

On the closing date, approximately $[         ], which represents [         ]% of the trust fund property assets, will be deposited by [        ] in a pre-funding account maintained by [          ].  It is intended that additional subsequent underlying securities will be sold to the trust fund by the depositor from time to time, from [       ] until [       ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional underlying securities if applicable.]]

[See “Description of the Trust Fund Property—Conveyance of Subsequent Underlying Securities” in this prospectus supplement.]

Optional Purchase of the Underlying Securities

[               ], [with the prior written consent of [     ], which consent may not be unreasonably withheld,] may purchase the underlying securities and the other assets of the trust fund on or after the initial optional termination date, which is the distribution date following the month in which the total principal balance of the underlying securities [(determined in the aggregate rather than by pool)] declines to less than [   ]% of the initial total principal balance of the underlying securities as of the cut-off date.  If [            ] does not exercise that option, [           ]  may purchase the underlying securities.

[If the underlying securities in any pool and the other assets of the pool are purchased, the certificateholders of the related classes of certificates will be paid [   ].]

[If the option to purchase the underlying securities is not exercised on the initial optional termination date, then, beginning with the next distribution date and thereafter, the interest rates on the offered certificates will be increased as described in the table on page S-[  ].]

See “Description of the Certificates—Optional Purchase of Underlying Securities” in this prospectus supplement for a description of the purchase price to be paid for the underlying securities upon an optional purchase.  [See “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments” in this prospectus supplement for a description of the increased interest rates to be paid on the certificates after the initial optional termination date.]

[Use of Proceeds

The net proceeds from the sale of the offered certificates will be applied by the depositor, or an affiliate thereof, toward the purchase of the underlying securities [and the repayment of any financing][and the funding of the pre-funding amount]. The underlying securities will be acquired by the depositor from the seller in a privately negotiated transaction.]

Tax Status

[To be described as applicable.]

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

[To be provided as applicable.]

ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans.  Because of the complexity of regulations that govern these plans, you are encouraged to consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any certificates.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The certificates will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should also consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Certificates

The certificates offered by this prospectus supplement will initially have the ratings from [       ] set forth in the table on page S-[  ].

See “Ratings” in this prospectus supplement for a more complete discussion of the certificate ratings and “Risk Factors—Ratings on the Securities are Dependent on Assessments by the Rating Agencies” in the prospectus.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered certificates.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

[Risks Related to Distributions on the Underlying Securities]

[The certificates will be paid solely from the distributions received on the underlying securities.  The underlying securities consist of [   ] [   ] “principal-only securities” from [   ] underlying trust funds, which are not entitled to distributions in respect of interest  and [   ] “interest-only securities” from [   ] underlying trust funds, which are not entitled to distributions in respect of principal.  Because distributions of interest on the interest-only underlying securities will be calculated on the basis of notional principal balances which, in turn, are calculated by reference to the outstanding balance of the related underlying mortgage loans or other classes in the related series, a reduction in the outstanding balance of the underlying mortgage loans or such other classes (as a result of prepayments or liquidations of the mortgage loans or otherwise) may significantly reduce (or even extinguish) interest distributions on the interest-only underlying securities.  A substantial portion of the interest-only underlying securities, either because their notional principal balances are based on the balances of underlying mortgage loans having relatively high interest rates or for other reasons, are particularly sensitive to prepayment risk.  Further, an early termination of an underlying trust fund (or of a related pool included therein) as permitted in the related underlying agreement may significantly reduce the aggregate of distributions on the related interest-only underlying securities.

[The principal-only underlying securities (and in particular, the agency mortgage securities), will be sensitive to the rate of payments of principal (including prepayments) of the related underlying mortgage loans and the priorities for distribution of principal among the securities of the related series.]

[The interest-only underlying securities generally are entitled to distributions of interest only for a limited period of time. See “Description of the Trust Fund Property.”]

The rate of payments of principal on the certificates will be related to the rate of interest and principal distributions, if any, on the underlying securities, to the extent that such distributions for any month exceed the amount necessary to pay interest on the certificates at the related interest rate, the fees and expenses of the trust fund and basis risk shortfalls.

[Prospective investors in the certificates should consider that if the aggregate notional principal balance of the interest-only underlying securities is reduced to zero or if the interest-only underlying securities cease accruing interest by their terms while principal-only underlying securities remain outstanding but not in an amount in excess of the outstanding class principal amount of the certificates, there may be no source of funds to pay accrued interest on the certificates.]

Investors are urged to review the descriptions of the underlying securities contained in the disclosure documents.
See “Description of the Trust Fund Property” in this prospectus supplement.
[Interest Rates on the Underlying Securities May Limit Interest Rates on the Certificates]

[The [    ] certificates will accrue interest at an interest rate that adjusts monthly based on the [   ] index plus a specified margin.  However, the interest rates on these [    ] certificates are subject to a limitation, generally based on the weighted average interest rate of the underlying securities, net of certain allocable fees and expenses of the trust fund.  [    ] of the underlying securities to be included in each pool will have interest rates that [either] are [fixed] [or adjust based on a [] index], as described in “Description of the Trust Fund Property—The Indices.”

[The underlying certificates in each pool also have net funds cap limitations on adjustments to their interest rates.  As a result, the [    ] certificates may accrue less interest than they would accrue if their interest rates were solely based on the [   ] index plus the specified margin.]

A variety of factors could limit the interest rates and adversely affect the yield to maturity on, and market value of, the certificates. Some of these factors are described below.
• [Describe different adjustment periods between the certificates and the underlying securities]
• [Describe different indices between the certificates and the underlying securities]
• [Describe a reduction of interest rates on the certificates due to net funds cap limitations]
• [Describe how the recovery of basis risk shortfalls may be limited]
• [Describe any additional interest rate or yield factors that may apply]

See “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments,” “Description of the Certificates—Distributions of Interest” and “—Credit Enhancement—Overcollateralization” in this prospectus supplement.  See also “Risk Factors—Mortgage Loan Interest Rates May Limit Interest Rates on the Variable Rate Securities” in the prospectus.  For a general description of the interest rates of the underlying securities, see “Description of the Trust Fund Property” in this prospectus supplement.]

Risks Related to Potential Inadequacy of Credit Enhancement and Other Support

The [excess interest], [overcollateralization], [subordination], [loss allocation] and [limited cross-collateralization] features, [together with] [[Fannie Mae] [Freddie Mac] guaranties,] [the interest rate swap agreement] [and for the benefit of the [    ] Certificates only, the cap agreement], all as described in this prospectus supplement, are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the underlying securities.

[Excess Interest and Overcollateralization.  On the closing date, the total class principal balance of the underlying securities will exceed the total principal amount of the [    ] certificates by approximately $[    ], which is equal to [    ]% of the total class principal balance of the underlying securities as of the cut-off date.  This excess is referred to in this prospectus supplement as “overcollateralization” and will be available to absorb losses.  We cannot assure you, however, that the underlying securities, [together with amounts available from the interest rate swap agreement,] will generate enough excess interest to maintain this overcollateralization level as set by the rating agencies. The following factors will affect the amount of excess interest that the underlying securities will generate:

• [Describe the effect of prepayments of the underlying securities]
• [Describe defaults, delinquencies and liquidations on the underlying mortgage loans underlying the underlying securities]
• [Describe increases in the index related to any mortgage risk]
• [Describe any additional factors that may apply]

See “Description of the Certificates—Credit Enhancement—Overcollateralization” in this prospectus supplement.  See also “Risk Factors—Potential Inadequacy of Credit Enhancement—Excess Interest and Overcollateralization” in the prospectus.]

[Fannie Mae and Freddie Mac Guaranties.  The assets of the trust include Fannie Mae and Freddie Mac certificates.  Although payments on Fannie Mae and Freddie Mac certificates are guaranteed by those respective agencies, these agencies’ guaranties are not backed by the full faith and credit of the United States.  Neither the United States nor any U.S. agency is obligated to finance or otherwise assist either Fannie Mae or Freddie Mac in any manner.  Therefore, if the Fannie Mae and Freddie Mac certificates do not pay as expected, you might suffer a loss on your investment in the certificates.]

[The Interest Rate Swap Agreement.  Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and repay losses.  However, no amounts will be payable to the supplemental interest trust by the swap counterparty unless the floating amount owed by the swap counterparty on a distribution date exceeds the fixed amount owed to the swap counterparty.  This will not occur except in periods when [   ] (as determined pursuant to the interest rate swap agreement) exceeds the applicable rate of payment owed by the trust fund, which will range from [    ]% to [    ]% per annum on the scheduled notional amount as described in this prospectus supplement. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization, pay interest shortfalls or repay losses on the underlying securities.

See “Description of the Certificates—Supplemental Interest Trust—Interest Rate Swap Agreement” in this prospectus supplement.  See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]

[The Cap Agreement.  Any amounts received under the cap agreement will be applied as described in this prospectus supplement to pay certain interest amounts on the [    ] Certificates resulting from application of the applicable net funds cap. We cannot assure you that any amounts will be received under the cap agreement.

See “Description of the Certificates—Distributions of Interest—The Cap Agreement” in this prospectus supplement.]

[Subordination and Allocation of Losses.  If the applicable subordination is insufficient to absorb losses, then certificateholders will likely incur losses and may never receive all of their principal payments. You should consider the following:

•

if you buy a Class [    ] Certificate and losses on the underlying securities exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ] Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class [    ] Certificates by the amount of that excess;

•

if you buy a Class [    ] Certificate and losses on the underlying securities exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ] and Class [    ] Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class [    ] Certificates by the amount of that excess; and

•

if you buy a Class [    ] Certificate and losses on the underlying securities exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ], Class [    ] and Class [    ] Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class [    ] Certificates by the amount of that excess.

[Losses on the underlying securities will not reduce the principal amount of the senior certificates.]

If overcollateralization is maintained at the required amount and the underlying securities generate interest in excess of the amount needed to pay interest and principal on the certificates, the fees and expenses of the trust fund [and any swap payments owed to the swap counterparty], then excess interest will be used to pay you and other certificateholders the amount of any reduction in the principal amounts of the certificates caused by application of losses. These payments will be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal amount was reduced because of the application of losses.

See “Description of the Certificates—Credit Enhancement—Subordination” and “—Application of Realized Losses” in this prospectus supplement.]

[Limited Cross-Collateralization.  Principal payments on the [    ] certificates will depend, for the most part, on collections on the underlying securities in the related pool. However, the [    ] certificates will have the benefit of credit enhancement in the form of overcollateralization and subordination from [each] pool of underlying securities.  That means that even if the rate of losses on underlying securities in the pool of underlying securities related to any class of senior certificates is low, losses in the unrelated pool[s] may reduce the loss protection for those certificates.]

[Risks Related to the Interest Rate Swap Agreement]

[Any net swap payment payable to the swap counterparty under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce payments of interest on the certificates.  The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the certificates.

In the event that the trust fund, after application of all interest and principal received on the underlying securities, cannot make the required net swap payments to the swap counterparty, a swap termination payment as described in this prospectus supplement will be owed to the swap counterparty.  Any termination payment payable to the swap counterparty in the event of early termination of the interest rate swap agreement will reduce amounts available for distribution to certificateholders.

See “Description of the Certificates—Distributions of Interest,” “—Distributions of Principal” and “—Supplemental Interest Trust” in this prospectus supplement.  See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]

[Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Certificates]

As of the date of this prospectus supplement, the [swap counterparty] [cap counterparty] currently has the ratings described under “Description of the Certificates—Supplemental Interest Trust—The [Swap][Cap] Counterparty.” The ratings of the [    ] certificates are dependent in part upon the credit ratings of the [swap counterparty] [cap counterparty]. If a credit rating of the [swap counterparty] [cap counterparty] is qualified, reduced or withdrawn and the [swap counterparty] [cap counterparty] does not post collateral securing its obligations under the interest rate [swap][cap] agreement or a substitute counterparty is not obtained in accordance with the terms of the interest rate [swap][cap] agreement, the ratings of the [    ] certificates may be qualified, reduced or withdrawn. In that event, the value and marketability of those certificates will be adversely affected.

See “Description of the Certificates—Supplemental Interest Trust—Interest Rate [Swap][Cap] Agreement” in this prospectus supplement.  See also “Risk Factors—Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Certificates” in the prospectus.]

[Special Risks for Certain Classes of Certificates

The [    ] Certificates are [interest-only][principal-only] certificates.  These certificates have yields to maturity (or early termination) – the yield you will receive if you hold a certificate until it has been paid in full – that are highly sensitive to prepayments on the related mortgage loans underlying any series of underlying securities.

If you purchase the [    ] Certificates, you should consider the risk that you may receive a lower than expected yield and may not fully recover your initial investment if the mortgage loans underlying any series of underlying securities experience a [faster][slower] than expected rate of prepayments.  Prepayments on the underlying mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers as described under “Yield, Prepayment and Weighted Average Life” in this prospectus supplement.

Exercise by the an underlying [servicer] of its respective right to purchase the related mortgage loans underlying a series of underlying securities will result in the prepayment of the related class or classes of underlying securities of that series and will adversely affect the yields on the [    ] Certificates.

Exercise by the [residual holder] of its right to purchase the underlying securities, as described under “Description of the Certificates—Optional Termination of the Trust Fund,” will adversely affect the yields on the [    ] Certificates.

See “Yield, Prepayment, and Weighted Average Life” in this prospectus supplement for a description of factors that may affect the sensitivity of these certificates’ yield to maturity.  See also “Risk Factors—Special Risks for Certain Classes of Securities” in the prospectus.]

[Special Default Risk of Second Lien Mortgage Loans]

[Approximately [    ]% of the underlying mortgage loans are secured by second liens on the related mortgaged properties. These second lien mortgage loans are subordinate to the rights of the mortgagee under the related first lien mortgage loans and may present special risks upon default of any second lien mortgage loans.

See “Risk Factors—Special Default Risk of Second Lien Mortgage Loans” and “—Risks Related to Simultaneous Second Liens and Other Borrower Debt” in the prospectus.]
Risks Related to Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage loans underlying each series of underlying securities will be sensitive to prevailing interest rates.  Generally, if prevailing interest rates decline, underlying mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the underlying mortgage loans may decrease.

Borrowers may prepay their underlying mortgage loans in whole or in part at any time; however, approximately [    ]% of the mortgage loans underlying the underlying securities require the payment of a prepayment premium or a lockout fee in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from [    ] to [    ] after origination. These prepayment premiums or lockout fees may discourage borrowers from prepaying their related underlying mortgage loans during the applicable period.

Prepayment of mortgage loans underlying a series of underlying securities will usually result in a payment of principal on the certificates, and, depending on the type of certificate and the price investors paid for that certificate, may affect the yield on that certificate.

[See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Unpredictability and Effect of Prepayments” in the prospectus for a description of factors that may influence the rate and timing of prepayments on the underlying mortgage loans.]

[Risks Related to Mortgage Loans with Interest-Only Payments]

Approximately [    ]% of the underlying mortgage loans provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of [    ] years following origination. Following the applicable interest-only period, the monthly payment with respect to each of these underlying mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the related mortgage interest rate.

The interest-only underlying mortgage loans may present special default and prepayment risks, particularly for certificates purchased at a discount.

See “Yield, Prepayment and Weighted Average Life—General” in this prospectus supplement and “Risk Factors—Risks Related to Mortgage Loans with Interest-Only Payments” and “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.]

Risk of Ineffective Transfer

Each transfer of an underlying security to the sponsor, from the sponsor to the depositor and from the depositor to the trust fund, will be intended to be an absolute and unconditional sale of that underlying security and will be reflected as such in the applicable documents.  However, in the event of insolvency of a prior owner of an underlying security, a trustee in bankruptcy or a creditor of the insolvent party could attempt to recharacterize the sale of that underlying security by the insolvent party as a borrowing secured by a pledge of that underlying security.  Such an attempt, even if unsuccessful, could result in delays in payments on the notes.  If such an attempt were successful, it is possible that the affected underlying securities could be sold in order to liquidate the assets of the insolvent entity.  In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

See “Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments on the Securities” in the prospectus.
Risks Related to Geographic Concentration of Mortgage Loans

Approximately [    ]% of those underlying mortgage loans are secured by properties located in [    ].  The rate of delinquencies, defaults and losses on the underlying mortgage loans may be higher than if fewer of the mortgage loans were concentrated in [    ] because certain conditions in that state will have a disproportionate impact on the underlying mortgage loans in general.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Geographic Concentration of the Mortgage Loans” in the prospectus.
Recent Developments in the Residential Mortgage Market May Adversely Affect the Yields of the Offered Certificates

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the yield on the underlying securities, and consequently, on your certificates.  Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector.  In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation.  A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

[The following two paragraphs apply only if any of the underlying securities are backed by mortgage loans with an adjustable rate feature.]  [Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans.  Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin.  This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates.  A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing.  Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  These events, alone or in combination, may contribute to higher delinquency rates.]

See “Risk Factors—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy.  Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims.  The financial condition of a mortgage lender may also be adversely affected by the increasing rate of delinquencies and defaults on adjustable rate loans.

The inability of an originator to repurchase mortgage loans in the event of breaches of representations and warranties may affect the performance of the underlying securities, and consequently, of the offered certificates.

[The following two paragraphs apply only if the underlying securities are backed by subprime mortgage loans:]  [The mortgage loans which back the underlying securities in the trust fund include subprime mortgage loans, and it is possible that an originator, due to substantial economic exposure to the subprime mortgage market, for financial or other reasons may not be capable of repurchasing or substituting for any defective mortgage loans in the trust fund.  You should consider that the general market conditions discussed above may affect the performance of the mortgage loans backing the underlying securities, and consequently may adversely affect the yield on your certificates.

See “Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” in the prospectus.  See also “Description of the Mortgage Pools” in this prospectus supplement for a description of the characteristics of the mortgage loans and “Origination of the Mortgage Loans and Underwriting Guidelines” for a general description of the underwriting guidelines applied in originating the mortgage loans.]

[The following paragraph applies only if the mortgage loans which back the underlying securities do NOT include subprime loans:]  The mortgage loans which back the underlying securities in the trust fund do not include subprime mortgage loans; however, many originators that underwrite prime or “alt-A” mortgage loans also underwrite subprime mortgage loans and consequently may have exposure to the subprime mortgage market.  You should consider that the general market conditions discussed above may affect the performance of the mortgage loans backing the underlying securities, and consequently may adversely affect the yield on your certificates.

[Additional risk factors to be provided as applicable.]

Glossary

A glossary of defined terms used in this prospectus supplement begins on page S-[    ]. Any terms used in this prospectus supplement and not defined in the glossary are defined in the accompanying prospectus.

Description of the Certificates

General

[The Series [    ] Mortgage Pass-Through Certificates will consist of the following Classes:

•

the Class [  ] Certificates,

•

the Class [    ] Certificates, and

•

the Class R Certificate.

Only the Offered Certificates are offered hereby.]

The Certificates will evidence the entire beneficial ownership interest in the Trust Fund.  The Trust Fund will generally consist of:

•

the Underlying Securities;

•

deposits in the Certificate Account made in respect of the Underlying Securities; and

•

[any applicable insurance policies and] all proceeds thereof.

[In addition, the Certificates will represent beneficial ownership interests in the Supplemental Interest Trust, the primary asset of which will be the Swap Agreement described under “—Supplemental Interest Trust—Interest Rate Swap Agreement,” and all proceeds thereof.]

Each class of Offered Certificates will be issued in the respective approximate Class Principal Amount specified in the table on page S-1 and will accrue interest at the respective Interest Rate specified in the table on page S-1 and as further described under “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments.” The REMIC residual certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described herein.  The original Class Certificate Principal Amount of the Offered Certificates may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined herein) of the Underlying Securities is increased or decreased as described under “Description of the Trust Fund Property” herein.

Distributions on the Offered Certificates will be made on the [25th] day of each month (or, if the [25th] day is not a Business Day the next succeeding Business Day), commencing [     ], to Certificateholders of record on the immediately preceding Record Date.

[For purposes of allocating distributions of principal and interest on the Senior Certificates, (1) the Group [    ] Certificates will relate to, and generally will be limited to collections from, the Pool [    ] Underlying Securities and (2) the Group [    ] Certificates will relate to, and generally will be limited to collections from, the Pool [    ] Underlying Securities. However, holders of each class of [    ] Certificates will receive the benefit of Monthly Excess Interest generated by each Pool and, to a limited extent, certain principal payments generated by the Pool unrelated to that class. Holders of [    ] Certificates will be entitled to receive distributions based upon principal and interest collections from each Pool, but such rights to distributions will be subordinate to the rights of the holders of the [    ] Certificates to the extent described herein.]

[The [    ] Certificates will be entitled to Monthly Excess Cashflow, if any, remaining after required distributions are made to the [    ] Certificates and to pay certain expenses of the Trust Fund (including payments to the [Swap Counterparty]). The [    ] Certificates will represent the remaining interest in the assets of the Trust Fund after the required distributions are made to all other classes of Certificates and will evidence the residual interest in the REMICs.]

[[    ] will initially hold the Class P and Class X Certificates and intends to enter into a NIMS Transaction.  The NIM Securities issued in the NIMS Transaction may be insured by a NIMS Insurer. If the NIM Securities are so insured, the NIMS Insurer will have certain rights under the Trust Agreement as described herein.]

Distributions on the Offered Certificates will be made on the Distribution Date to Certificateholders of record on the applicable record date specified in the table on page S-2. Distributions on the Offered Certificates will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided, that the final distribution in respect of any Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Trustee. See “The Trust Agreement—The Trustee” herein.

Book-Entry Registration

The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants. Each class of Book-Entry Certificates will be represented by one or more Global Securities that equal in the aggregate the initial Class Principal Amount of the related class registered in the name of the nominee of DTC. The Offered Certificates will be issued in minimum denominations in the principal amounts and the incremental denominations in excess thereof specified in the table on page S-2.

Beneficial Owners of the Book-Entry Certificates will hold their Certificates through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates that equal the initial Class Principal Amount of the related class of Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries names on the books of DTC. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate. Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. See “Description of the Securities—Book-Entry Registration” in the prospectus.

Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

For information with respect to tax documentation procedures relating to the Book-Entry Certificates, see “Material Federal Income Tax Considerations—Taxation of Securities Treated as Debt Instruments” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex A to in the prospectus.

[Exchangeable Certificates

General.  All or a portion of the Exchangeable Certificates may be exchanged for a proportionate interest in the related Exchangeable Certificates in the combinations shown in Annex [    ].  All or a portion of the Exchangeable Certificates may also be exchanged for the related offered certificates in the same manner.  This process may occur repeatedly.

The classes of offered certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding principal balances and notional amounts of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur.  Offered Certificates and Exchangeable Certificates in any combination may be exchanged only in the proportion that the original principal balances of such certificates bear to one another as  shown in Annex [   ].

Holders of Exchangeable Certificates will be the beneficial owners of a proportionate interest in the certificates in the related Combination Group and will receive a proportionate share of the distributions on those certificates.

Procedures.  If a Certificateholder wishes to exchange certificates, the Certificateholder must notify the [Trustee][Securities Administrator][Certificate Registrar] by [   ] at [   ] or [   ] no later than [   ] Business Days before the proposed exchange date.  The exchange date can be any Business Day other than the first or last Business Day of the month subject to the [Trustee’s][Securities Administrator’s] [Certificate Registrar’s] approval.  The notice must be on the Certificateholder’s letterhead, carry a medallion stamp guarantee and set forth the following information:  the CUSIP number of both certificates to be exchanged and certificates to be received, outstanding principal balance and/or notional amount and the original principal balance and/or notional amount of the certificates to be exchanged, the Certificateholder’s DTC participant number and the proposed exchange date.  After receiving the notice, the [Trustee][Securities Administrator][Certificate Registrar] will [e-mail] the Certificateholder with wire payment instructions relating to the exchange fee.  The Certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the Certificates.  A notice becomes irrevocable on the [    ] Business Day before the proposed exchange date.

In connection with each exchange, the Certificateholder must pay the [Trustee][Securities Administrator][Certificate Registrar] a fee equal to [   ].  In no event, however, will the fee be either less than $[    ] or greater than $[    ].

The [Trustee][Securities Administrator] will make the first distribution on an offered certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the following month to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations.  The characteristics of the Exchangeable Certificates will reflect the characteristics of the related offered certificates.  Investors should also consider a number of factors that will limit a Certificateholder’s ability to exchange offered certificates for Exchangeable Certificates and vice versa:

•

At the time of the proposed exchange, a Certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange.

•

A Certificateholder that does not own the certificates may be unable to obtain the necessary offered certificates or Exchangeable Certificates.

•

The Certificateholder of needed certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•

Certain certificates may have been purchased or placed into other financial structures and thus be unavailable.

•

Principal distributions will decrease the amounts available for exchange over time.

•

Only the combinations listed on Annex [   ] are permitted.]

Distributions of Interest

Calculation of Interest.  The amount of interest distributable on each Distribution Date in respect of each class of Offered Certificates will equal [    ] for such class and for such date. Interest will accrue on the Offered Certificates on the basis of [    ].

The Interest Rate for each class of Offered Certificates will be the applicable annual rate described under “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments.” [The Interest Rate for the Class [    ] Certificates will be the lesser of (1) LIBOR plus [    ] and (2) the Subordinate Net Funds Cap.]

[Basis Risk Shortfalls. With respect to each Distribution Date and any class of [    ] Certificates, such class will be entitled to the amount of any Basis Risk Shortfall or Unpaid Basis Risk Shortfall with interest thereon at the applicable Interest Rate (calculated without regard to the applicable Net Funds Cap) before the holders of the [    ] Certificates are entitled to any distributions. The [    ] Certificates will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall from Monthly Excess Cashflow, treated as paid from, and to the extent such funds are on deposit in, the Basis Risk Reserve Fund [and any amounts received under the Swap Agreement]. See “—Credit Enhancement—Application of Monthly Excess Cashflow” [and “—Supplemental Interest Trust—Interest Rate Swap Agreement”] below.  The source of funds on deposit in the Basis Risk Reserve Fund will be limited to (1) an initial deposit of $1,000 by the Sponsor and (2) certain amounts that would otherwise be distributed to the [    ] Certificates. Notwithstanding the foregoing, the amount of any Basis Risk Shortfall for any class of [    ] Certificates in respect of any Distribution Date may not exceed the amount, if any, by which (x) the amount payable at the applicable Maximum Interest Rate exceeds (y) the amount payable at the applicable Net Funds Cap.

The amount of Monthly Excess Cashflow distributable with respect to the [    ] Certificates on any Distribution Date will be reduced by the amount of any Basis Risk Payment not satisfied from amounts, if any, on deposit in the Basis Risk Reserve Fund.]

Interest Distribution Priorities.

The Interest Remittance Amount will be distributed on each Distribution Date concurrently, as follows:

(1)

to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

(2)

to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

(3)

to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

(4)

to the Trustee, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Trust Agreement; and

(5)

[for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Interest Remittance Amount remaining undistributed for such Distribution Date.]

[The Cap Agreement.  As of the Closing Date, the Trustee, not individually, but solely in its capacity as Trustee of the Trust Fund, will enter into the Cap Agreement with the Cap Counterparty for the sole benefit of the [    ] Certificates.  The [Depositor] will establish the Cap Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date.  [Describe Cap Agreement.]]

[State whether the significance percentage with respect to the Cap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Cap Counterparty. [Provide description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty.]

[If the significance percentage of the Cap Agreement is 10% or more, but less than 20%, then provide financial data as required by Item 301 of Regulation S-K.  If 20% or more, provide financial statements meeting the requirements of Regulation S-X.]

[Determination of LIBOR

[Provide description of how LIBOR is set.]

LIBOR for the first Accrual Period will be[    ]%.]

Distributions of Principal

General.  Distributions of principal on the Senior Certificates will be made primarily from the Principal Distribution Amount for the related Pool and secondarily from the Principal Distribution Amount from the unrelated Pool, from Monthly Excess Cashflow from each Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below and from the Supplemental Interest Trust Amount (if any), as described under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” below. Distributions of principal on the Offered Subordinate Certificates and the Class B2 Certificates will be made primarily from the aggregate of the Principal Distribution Amounts from each Pool after distributions of principal have been made on the Senior Certificates, and secondarily from Monthly Excess Cashflow from each Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below and from the Supplemental Interest Trust Amount (if any), as described under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” below.

Principal Distribution Priorities.  The Principal Distribution Amount will be distributed on each Distribution Date in the following order of priority:

(1)

to the [    ], [    ], and [    ] Certificates, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

(2)

to the [    ] Certificates, until the Class Principal Amount of such class has been reduced to zero;

(3)

to the [    ] Certificates, until the Class Principal Amount of such class has been reduced to zero; and

(4)

[for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Principal Distribution Amount remaining after application pursuant to clauses (1) through (3) above.]

Credit Enhancement

Credit enhancement for each Class of Certificates will take the form of [described as applicable]:

•

[an irrevocable letter of credit]

•

[the subordination of the Subordinate Certificates to the Senior Certificates]

•

[reserve funds]

•

[a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy]

•

[a surety bond or certificate guarantee insurance policy]

•

[the use of cross-support features]

•

[overcollateralization]

•

[excess interest]

•

[an interest rate swap agreement]

[Provide description of any credit enhancement provider if the significance percentage of any credit enhancement of any provider is 10% or more, including the name of the credit enhancement provider, the organizational form of the credit enhancement provider and the general character of the business of the credit enhancement provider.]

[If the significance percentage of any credit enhancement of any provider is 10% or more, but less than 20%, then provide financial data as required by Item 301 of Regulation S-K.  If 20% or more, provide financial statements meeting the requirements of Regulation S-X.]

[Application of Realized Losses.  Realized Losses on the Underlying Securities will have the effect of reducing amounts distributable in respect of, first, the [    ] Certificates [(both through the application of Monthly Excess Cashflow to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Distribution Date)]; second, the [    ] Certificates; third, the [    ] Certificates; and fourth, the[    ] Certificates, before reducing amounts distributable in respect of the Senior Certificates.

To the extent that Realized Losses are incurred, those Realized Losses will reduce the Pool Balance[, and thus may reduce the Overcollateralization Amount]. [As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make distributions of principal on the Offered Certificates.]

If on any Distribution Date after giving effect to all Realized Losses incurred with respect to the Underlying Securities during the related Collection Period and distributions of principal on such Distribution Date, there are Applied Loss Amounts, the Certificate Principal Amounts of the [    ] Certificates will be reduced in inverse order of priority of distribution. Applied Loss Amounts will be allocated in reduction of the Class Principal Amount of first, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero; second, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero; third, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero; and fourth, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero.

Holders of the[    ] Certificates will not receive any distributions in respect of Applied Loss Amounts, [except from Monthly Excess Cashflow, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below] [and the Supplemental Interest Trust Amount (if any), as described under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” below].

In the event that the Trustee receives any Subsequent Recovery in respect of an Underlying Security, such Subsequent Recovery will be distributed in accordance with the priorities described under “—Distributions of Principal—Principal Distribution Priorities” in this prospectus supplement and the Class Principal Amount of each class of Certificates that has previously been reduced by an Applied Loss Amount will be increased as described in the definition of “Certificate Principal Amount.” Any Subsequent Recovery that is received during a Collection Period will be included as a part of the Principal Remittance Amount for the related Distribution Date.

[Application of Monthly Excess Cashflow.  Any Monthly Excess Cashflow will, on each Distribution Date, be distributed in the following order of priority:

(1)

to the [    ], [    ], and [    ] Certificates, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

(2)

to the [    ] Certificates, until the Class Principal Amount of such class has been reduced to zero;

(3)

[to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the [    ] Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Distribution Date;]

(4)

[to the [    ] Certificates, any Deferred Amount for each such class and such Distribution Date; and]

(5)

to the [Residual] Certificate, any remaining amount.

[The Residual Certificate

In addition to distributions of principal and interest, the holder of the Residual Certificate will be entitled to receive, generally, (1) the amount, if any, of any Available Distribution Amount remaining on any Distribution Date after distributions of principal and interest are made on the regular interests and on the Residual Certificate on that date and (2) the proceeds, if any, of the assets of the Trust Fund remaining after the principal amounts of the regular interests and of the Residual Certificate have been reduced to zero. It is generally not anticipated that any material assets will be remaining for distributions at that time. See “Material Federal Income Tax Considerations” herein and in the accompanying Prospectus.]

[Supplemental Interest Trust

[Interest Rate Swap Agreement.] [Provide description of any swap agreement.]

The Trustee will establish the Supplemental Interest Trust Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date. The Trustee will deposit into the Supplemental Interest Trust Account any Supplemental Interest Trust Amount received by the Trustee, and the Trustee will distribute from the Supplemental Interest Trust Account any Supplemental Interest Trust Amount pursuant to the priority of payments set forth under “—Application of Deposits and Payments Received by the Supplemental Interest Trust” below.

[State whether the significance percentage with respect to the Swap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Swap Counterparty. [Provide description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty.]

[If the significance percentage of the Swap Agreement is 10% or more, but less than 20%, then provide financial data as required by Item 301 of Regulation S-K.  If 20% or more, provide financial statements meeting the requirements of Regulation S-X.]

Application of Deposits and Payments Received by the Supplemental Interest Trust. The Supplemental Interest Trust Amount will, on each Distribution Date, be distributed from the Supplemental Interest Trust Account in the following order of priority:

(1)

to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

(2)

[to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the [    ] Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Distribution Date;]

(3)

to the [Residual] Certificate, any remaining amount.

Optional Purchase of the Underlying Securities

On the Initial Optional Termination Date, the [    ], with the prior written consent of [the NIMS Insurer] [    ] (which consent shall not be unreasonably withheld), will have the option to purchase the Underlying Securities and any other property remaining in the Trust Fund for a price equal to the Purchase Price.  The [Securities Administrator] [the Trustee] will be reimbursed from the Purchase Price for (i) any outstanding [Securities Administrator] [Trustee] Fees, as applicable and (ii) any other amounts due under the Trust Agreement. [If [    ] fails to exercise such option, the NIMS Insurer will have the right to direct [    ] to exercise such option so long as it is insuring the NIM Securities or is owed any amounts in connection with such guaranty of the NIM Securities.] If such option is exercised, the Trust Fund will be terminated. If [    ] fails to exercise such option [(either voluntarily or at the direction of the NIMS Insurer)] on the Initial Optional Termination Date, the margin of each class of Offered Certificates will be increased as described under “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments” herein.

Fees and Expenses of the Trust Fund

In consideration of their duties on behalf of the Trust Fund, the Trustee [and the Securities Administrator] will receive from the assets of the Trust Fund certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Trustee	annually	[Describe Fee.]	[Describe how and when payable.]
[Securities Administrator]	monthly	[Describe Fee.]	[Describe how and when payable.]

None of the fees set forth in the table above may be changed without amendment of the [Trust] Agreement as described under “The Trust Agreement—Certain Matters Under the Trust Agreement—Amendment of the Trust Agreement” below.

Expenses of [the Securities Administrator] will be reimbursed before payments are made on the Certificates. Expenses of the [Trustee] will be reimbursed up to $[    ] annually before payments of interest and principal are made on the Certificates; any additional unpaid expenses above $[    ] in any year will be paid to [the Trustee] to the extent of any remaining Interest Remittance Amount after all payments of Current Interest and any Carryforward Interest on the Certificates.

Description of the Trust Fund Property

General

Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein are derived solely from the characteristics of the Underlying Securities as of the Cut-off Date.

The Trust Fund will primarily consist of approximately [      ] classes of Underlying Securities, [including [    ] classes of PO Underlying Securities from [    ] trust funds] [and [    ] classes of IO Underlying Securities, generally entitled to distributions of interest only for a limited period of time] as described in the table on page [    ], from [    ] trust funds (collectively, the “Trust Fund Property”).  The aggregate of the outstanding principal balances of the PO Underlying Securities is approximately $[   ], giving effect to distributions thereon on the [   ] Underlying Distribution Date.  The table on page [   ] gives effect to distributions on the Underlying Securities on the [    ] Underlying Distribution Date.  The first distribution with respect to the Underlying Securities that will be included in the Trust Fund will be the distribution to be made thereon in [    ].

If it is determined within 90 days following the Closing Date that the principal balance of any [PO] Underlying Security transferred to the Trust was lower than the principal balance purported to have been transferred, the Seller will be required to pay the amount of such shortfall to the Trust Fund for payment on the Certificates.

The Underlying Securities

Investors should review the Distribution Date Statements for the Underlying Securities attached hereto as Annex A, and should review the attached Disclosure Documents included as Annex B for additional information on the Underlying Securities.

The Underlying Trust Funds are designated as follows:

Name of Series of Underlying Trust Fund	Summary Series Name
[_____________________], Series 20[ ]-[ ]	[ ] Series 20[ ]-[ ]
[_____________________], Series 20[ ]-[ ]	[ ] Series 20[ ]-[ ]
[_____________________], Series 20[ ]-[ ]	[ ] Series 20[ ]-[ ]

Each class of Underlying Securities represents a beneficial ownership interest in an Underlying Trust Fund (or, to the extent described in the related Prospectuses, a discrete group of assets within such Underlying Trust Fund) consisting in each case primarily of [one or more pools] of [fixed] and [adjustable rate], [one- to four-family], [first [and second] lien] [residential] mortgage loans.

On each Underlying Distribution Date, [holders of each class of IO Underlying Securities are entitled to receive one month’s interest at the applicable interest rate based on their respective notional amounts, subject to any adjustment or reduction thereof described in the applicable Prospectuses, and] holders of each class of [PO] Underlying Securities are entitled to receive a distribution of principal, if and to the extent described in the applicable Disclosure Document, in reduction of the principal balances of securities of such class.

Principal distributions on a series of [PO] Underlying Securities will be determined by the priorities and formulas described in the related Disclosure Document.  The principal balances of some of the [PO] Underlying Securities are based on the balances of those Underlying Mortgage Loans (either in the entire pool or in a sub-pool) bearing interest rates below a designated rate.  Principal distributions on certain classes of the [PO] Underlying Securities are stabilized by the allocation of certain accrual amounts from other classes of securities issued by the related Underlying Trust Funds.

[Interest distributions on the IO Underlying Securities will be calculated on the basis of their respective notional principal balances.]  Interest distributions on any class of [PO] Underlying Securities will be calculated, as described in the applicable Prospectus, on the basis of its principal balance.  [Generally, the IO Underlying Securities have notional principal balances based either on (i) the balances of those related Underlying Mortgage Loans (either in the entire pool or in a sub-pool) bearing interest rates above a designated rate or (ii) certain classes of securities.  In some cases, the notional principal balance of a class of IO Underlying Securities is based on the principal balance or balances of classes of securities that are entitled to distributions of principal according to a specified schedule, or as otherwise provided in the related Prospectus.  Because a substantial portion of the IO Underlying Securities have notional principal balances based on Premium Loans, which have relatively high interest rates, or on the principal balances of classes of securities that have recently begun, or will begin soon after the Closing Date receiving distributions of principal, the IO Underlying Securities are especially sensitive to prepayment risk.]

The Underlying Distribution Date for each class of Non-Agency Mortgage Securities and Agency Mortgage Securities is the [   ]th day of each month, or, if such day is not a business day (as defined with respect to each series), the next succeeding business day.  Because of differences in what constitutes a “business day” under each of the Prospectuses, there may be particular occasions on which such dates will differ among the series of Non-Agency Mortgage Securities and Agency Mortgage Securities.

Each Underlying Trust Fund is subject to optional termination as described in the related Disclosure Document.  See “Yield, Prepayment and Weighted Average Life.”

On the Cut-off Date, the Underlying Securities will consist of the following classes of from the applicable Series and will have the following approximate characteristics:

Underlying Security Series	Underlying Security Class	Original Class Principal or Notional Amount	Cut-off Date Class Principal or Notional Amount	Cut-off Date Interest Rate	Summary Interest Rate Formula (until related Underlying Optional Termination Date)	Summary Interest Rate Formula (after related Underlying Optional Termination Date)	Underlying Security Principal Type	Underlying Security Interest Type	Underlying Cut-off Date Security Ratings
									[Name of Rating Agency]	[Name of Rating Agency]
[ ] Series [ ]	Class [ ]	$[ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
[ ] Series [ ]	Class [ ]	$[ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
[ ] Series [ ]	Class [ ]	$[ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]

(1)

Each Series designation is defined under “Description of the Trust Fund Property—The Underlying Securities.”

(2)

Principal or notional balances give effect to distributions on the [   ] Underlying Distribution Date.

(3)

“[   ]” refers to [   ]; and “[   ]” refers to [   ]; and “NR” means that the related Underlying Security  is not rated by the indicated rating agency.

(4)

Cut-off Date Class Principal or Notional Amount represents only the portion of such Class included in the Trust Fund.

Underlying Security Series	Underlying Security Class	Record Date	Delay / Accrual Period	Interest Accrual Convention	Final Scheduled Distribution Date	Expected Final Scheduled Distribution Date	Minimum Denominations	Incremental Denominations	CUSIP Number
[ ] Series [ ]	Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] Series [ ]	Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] Series [ ]	Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] Series [ ]	Class [ ]

[The Underlying Mortgage Loans

The Underlying Mortgage Loans generally consist of [fixed] and [adjustable rate,] [conventional], [one- to four-family] [first/second] lien mortgage loans having terms to maturity of not more than 30 years from the date of origination or modification.  [All] of the adjustable rate Underlying Mortgage Loans provide for semi-annual or annual adjustment of the related mortgage rate; the first such adjustment on the [       ] Underlying Mortgage Loans will occur after an initial fixed rate period ranging from approximately [   ] years to [    ] years from the date of origination.  [Certain of the Underlying Trust Funds related to the Agency Mortgage Securities include Fannie Mae Stripped Securities and Fannie Mae REMIC Securities.  Underlying such Fannie Mae Stripped Securities and Fannie Mae REMIC Securities are one or more Fannie Mae Mega Certificates; underlying such Mega Certificates are Fannie Mae MBS Certificates; and underlying such MBS Certificates are pools of residential mortgage loans.  In addition, underlying certain of the Fannie Mae REMIC Securities are Fannie Mae Stripped Securities.]

[Origination of the Underlying Mortgage Loans.  As of the Cut-off Date, aapproximately [    ]% and [    ]%, respectively, of the Underlying Mortgage Loans (by Cut-off Date Balance) were originated by [    ] and [     ].

[Underwriting guidelines of the type described under “Underwriting Guidelines” were applied by [   ] and [    ] underwriting the Underlying Mortgage Loans.]

[The Mortgage Loans were originated by a variety of institutions pursuant to differing underwriting guidelines, which in some cases, were not as strict as Fannie Mae or Freddie Mac underwriting guidelines.  As a result, investors are urged to read the descriptions of the Underlying Trust Funds contained in the Disclosure Documents.]

[For more information regarding the underlying originators, including historical delinquency and foreclosure information for certain originators, see [“The Underwriting Guidelines”] in each of the Disclosure Documents.]

[Master Servicing and ]Servicing of the Underlying Mortgage Loans.  [[   ] is the Underlying Master Servicer with respect to the Underlying Certificates.]  The servicers of the Underlying Mortgage Loans are described in the Disclosure Documents.

On the Closing Date, [    ] [and various other servicers] will service approximately [    ]% and [    ]%, respectively, of the Underlying Mortgage Loans (by Cut-off Date Balance).

Each underlying servicer is responsible for the servicing of the related Underlying Mortgage Loans subject to the related underlying servicing agreement[, and the Underlying Master Servicer is required to supervise, monitor and oversee the performance of each underlying servicer]. In the event of a default by an underlying servicer under the related underlying servicing agreement, the [       ] is required to enforce any remedies against that underlying servicer, and will either find a successor servicer or assume the primary servicing obligations for the related Underlying Mortgage Loans.

For more information regarding the [Underlying Master Servicer and] underlying servicers, including information regarding the delinquency and foreclosure information for the servicing portfolio of certain underlying servicers, see “The Servicers” and “Servicing of the Mortgage Loans” in each of the Disclosure Documents.

Attached hereto as Annex A are copies of the Distribution Date Statements relating to the Underlying Distribution Dates in [     ] distributed to holders of the Underlying Securities.

The Disclosure Documents attached hereto as Annex B more fully describe the Underlying Mortgage Loans in each related Series as of the date of initial issuance of the related Underlying Securities.

[The Indices

The Index used in the determination of the variable interest rates of the Class [   ], Class [   ] and Class [   ] Underlying Securities will be [                      ], as published by [             ]. See “Description of the Securities—General” in the prospectus and also see [       ] and [       ] in the [     ] Disclosure Documents for a description of the Index. ]

[Conveyance of Subsequent Underlying Securities

On the Closing Date, approximately $[     ], which represents [         ]% of the Trust Fund Property, will be deposited by the Trustee into an eligible account.  During the period from the Closing Date to [     ], the Depositor is expected to purchase from time to time Subsequent Underlying Securities from the Seller and, in turn, sell all such Subsequent Underlying Securities to the Trust Fund.  The purchase price for each Subsequent Underlying Securities [will equal its [Class Certificate Principal Balance] [plus accrued interest, if any,] as of the date of sale to the Depositor and] will be paid by the Trustee from the related Pre-Funding Amount.

The [mortgage-backed/asset-backed] securities expected to be conveyed as the Subsequent Underlying Securities by the Seller will have the same general characteristics as the Subsequent Underlying Securities in the Trust Fund as of the Cut-off Date.

Pursuant to the Trust Agreement, the conveyance of Subsequent Underlying Securities to the Trust Fund may be made on any Business Day during the Pre-Funding Period, subject to certain conditions in the Trust Agreement being satisfied, including, among others, that:

(1)

[The Subsequent Underlying Securities conveyed on the subsequent transfer date must satisfy the same representations and warranties applicable to the Subsequent Underlying Securities set forth in the Sale and Assignment Agreement[, which representations and warranties have been confirmed by the Rating Agencies];

(2)

The Subsequent Underlying Securities conveyed on the subsequent transfer date are selected in a manner reasonably believed not to be adverse to the interests of the Certificateholders;

(3)

The Trustee receives an officer’s certificate confirming the satisfaction of each condition precedent and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Subsequent Underlying Securities in the forms substantially similar to those delivered on the Closing Date;

(4)

The conveyance of the Subsequent Underlying Securities on the subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the Certificates;

(5)

No Subsequent Mortgage Loan may have a final scheduled distribution date exceeding [     ];

(6)

Following the conveyance of the Subsequent Underlying Securities on the subsequent transfer date, the characteristics of the Underlying Securities constituting the Trust Fund Property will remain substantially similar to the characteristics of the Initial Underlying Securities as of the Cut-off Date;

(7)

[    ]; and

(8)

An independent accountant must provide the Depositor, the Rating Agencies, the Trustee and the Underwriters with a letter stating that the characteristics of the Subsequent Underlying Securities conform to the characteristics described above and in the Trust Agreement.]

If the Trust Fund does not apply the full Pre-Funding Amount towards the purchase of Subsequent Underlying Securities prior to the end of the Pre-Funding Period, then such remaining proceeds in the Pre-Funding Account will be paid as a principal prepayment to the related Certificateholders on the [     ] Distribution Date.

[On the Closing Date, the Trustee will also establish a Capitalized Interest Account which will be funded by an initial deposit made by the Depositor on the Closing Date of approximately $[     ].  Amounts in the Capitalized Interest Account will be applied by the Trustee during the Pre-Funding Period to pay interest on that portion of the Certificates supported by the Pre-Funding Amount.  At the end of the Pre-Funding Period, any remaining funds in the Capitalized Interest Account will be paid to the Depositor and the account will be terminated.]]

Static Pool Information

Static pool information with respect to the Sponsor’s prior securitized pools formed during the period from [specify date] to [specify date], presented by pool, is available online at [Internet address].  Access to this web address is unrestricted and free of charge.  Information available at this web address is deemed to be part of this prospectus supplement, except to the extent provided under “Static Pool Information” in the accompanying prospectus.  [Add reference to any third-party static pool information as applicable.]

Legal Proceedings

[Describe briefly any legal proceedings pending against the Sponsor, Depositor, Trustee, Issuing Entity, any other entity involved in the servicing function, such as any Securities Administrator) or any other party contemplated by Item 1100(d)(1) of Regulation AB, or of which any property of the foregoing is the subject, that is material to Certificateholders.  Include similar information as to any such proceedings known to be contemplated by governmental authorities.]

Affiliations

[Describe if so, and how, the Sponsor, Depositor and/or Issuing Entity is an affiliate of any of the following parties as well as, to the extent known and material, if so, and how, any of the following parties are affiliates of any of the other material parties related to the asset-backed securities contemplated by Item 1100(d)(1) of Regulation AB.]

[Describe whether there is and if so, the general character of, any business relationship or arrangement that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the establishment of the Trust Fund and the issuance of the Certificates, between any of the parties listed in the preceding paragraph, or any affiliates of such parties, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the Certificates.]

[Describe, to the extent material, any specific relationships involving or relating to the Certificates or the Underlying Securities, including the material terms and approximate dollar amount involved, between any of the parties listed in the first paragraph of this section, or any affiliates of such parties, that currently exists or that existed during the past two years.]

Additional Information

The description in this prospectus supplement of the Underlying Certificates and the Underlying Mortgage Loans as constituted at the close of business on the Cut-off Date, as adjusted for payments of interest and principal and Scheduled Payments, respectively, due on or before that date.  A Current Report on Form 8-K will be filed, together with the Trust Agreement and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.  In the event that Underlying Securities are removed from or added to the Trust Fund, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

In addition, within 135 days from the initial delivery of this prospectus supplement, Static Pool information for any series of Securities will be posted online at [    ].com.  The static pool data will be updated each month thereafter to reflect the current composition of the pool information. See “Static Pool Data” in the prospectus.

Pursuant to the Trust Agreement, [    ] will prepare a monthly statement to Certificateholders containing the information described under “The Trust Agreement—Reports to Certificateholders.” [    ] may make available each month, to any interested party, the monthly statement to Certificateholders via the [    ]’s website, located at [    ].

[Underwriting Guidelines]

[Approximately [    ]% and [    ]% of the Underlying Mortgage Loans were originated by [    ] and [    ], in accordance with the [    ] Underwriting Guidelines and the [    ] Underwriting Guidelines, respectively.  [Identifying information and percentages to be provided for originators which originated 10% or more of the aggregate of the underlying mortgage loans.]  The remainder of the Underlying Mortgage Loans were originated by other Originators in accordance with Underwriting Guidelines generally comparable to the General Underwriting Guidelines described below under “General Underwriting Guidelines.” Such General Underwriting Guidelines differ among the Originators in various areas. The following is a general summary of [    ] and the [    ] Underwriting Guidelines, and [    ] and the [    ] Underwriting Guidelines, and also the General Underwriting Guidelines believed by the Depositor to be generally applied, with some variation, by each other Originator.

For more information regarding the underlying originators, including historical delinquency and foreclosure information for certain originators, see [“The Underwriting Guidelines”] in each of the Disclosure Documents.

[Originator Names]

[Provide Regulation-AB compliant description of Originator(s) which contributed 20% or more of the aggregate underlying mortgage loans]

[    ] Underwriting Guidelines

[Provide description of the Underwriting Guidelines of the above Originator.]

General Underwriting Guidelines

[Provide general description of Underwriting Guidelines applied by Originators which contributed to less than 20% or more of the aggregate underlying mortgage loans.]]

[The Underlying Servicers]

[General

On the Closing Date, [    ] [and various other Servicers] will service approximately [    ]% and [    ]%, respectively, of the Mortgage Loans (by Cut-off Date Balance). [Identifying information and percentages to be provided for servicers which will service, as of the Cut-off Date, 10% or more of the Trust Fund Property.]

[Underlying Servicer Name]

[Provide Regulation-AB compliant description of each Underlying Servicer which services 20% or more of the mortgage assets relating to the Trust Fund Property, including the following:]

[Provide Underlying Servicer form of incorporation, duration of servicing experience and general discussion of Underlying Servicer’s experience in servicing assets of any type as well as a more detailed discussion of Underlying Servicer’s experience in, and procedures for the servicing function in the underlying trust funds.]

[Describe any material changes to Underlying Servicer’s policies or procedures in the servicing function the Underlying Servicer will perform in the underlying trust funds for underlying assets of the same type for the past three years.]

[Provide information regarding Underlying Servicer’s financial condition to the extent that there is a material risk to the performance of the underlying trust funds in the Trust Fund Property or the Certificates.]

[Describe the material terms of the related Underlying Servicing Agreement.]

[Describe to the extent material any special or unique factors involved in servicing the particular type of mortgage assets included in the underlying trust funds.]

[Describe to the extent material the terms of any arrangements whereby the Underlying Servicer is required or permitted to provide advances of funds regarding collections, cashflows or distributions.]  [If material, provide statistical information of servicer advances on the Mortgage Loans and the Underlying Servicer’s overall servicing portfolio for the past three years.]

[Describe to the extent material the Underlying Servicer’s process for handling delinquencies, losses, bankruptcies and recoveries.]

[Describe to the extent material any ability of Underlying Servicer to waive or modify any terms, fees, penalties or payments on the underlying mortgage assets and the effect of any such ability, if material, on the potential cashflows from the assets.]

[Describe any material custodial responsibility of Underlying Servicer.]

[Describe any limitations on Underlying Servicer’s liability under the underlying transaction agreements.]

[For a description of the material terms of any removal, replacement, resignation of Servicer or transfer of servicing provisions, see “[        ]” in the [          ] Disclosure Documents.]]

Administration of the Trust Fund

Servicing and Administrative Responsibilities

The Trustee [and the Securities Administrator] will have the following responsibilities with respect to the Trust Fund:

Party:	Responsibilities:
[Securities Administrator	Performing the securities administration functions in accordance with the provisions of the Trust Agreement, including but not limited to:

•

collecting monthly remittances from the Underlying Trustees for deposit in the Securities Administration Account and delivering all amounts on deposit in the Securities Administration Account to the Trustee for deposit in the Certificate Account on the Deposit Date;

•

preparing and distributing investor reports, including the monthly distribution date statement to Certificateholders based on information received from the Underlying Trustees [and the Swap Counterparty];

• preparing and filing annual federal and (if required) state tax returns on behalf of the Trust Fund;
• preparing and filing periodic reports with the Commission on behalf of the Trust Fund with respect to the Certificates; and
See “The Trust Agreement—The Securities Administrator” and “—Reports to Certificateholders” below.]
Trustee	Performing the trustee functions in accordance with the provisions of the Trust Agreement, including but not limited to:

•

receiving monthly remittances from the [Underlying Trustees][Securities Administrator] for deposit in the Certificate Account and, based solely on the information contained in the investor reports, distributing all amounts on deposit in the Certificate Account to the Certificateholders;

• [depositing any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty into the Supplemental Interest Trust Account;]
• [distributing amounts on deposit in the Supplemental Interest Trust Account to the Certificateholders and the [Swap] Counterparty];
• preparing and distributing annual investor reports summarizing aggregate distributions to Certificateholders necessary to enable Certificateholders to prepare their tax returns;
• [enforcing the obligations of the Securities Administrator under the Trust Agreement]; and
• acting as successor [securities administrator] in the event the [Securities Administrator] resigns or is removed by the Trustee unless a successor [securities administrator] is appointed.
See “The Trust Agreement—The Trustee,” “—Certain Matters Under the Trust Agreement—Duties of the Trustee” and “—Reports to Certificateholders” below.

Trust Accounts

All amounts in respect of principal and interest received from the Underlying Trustees in respect of the Underlying Securities will, at all times before distribution thereof to the Certificateholders [or the Swap Counterparty], be invested in the Trust Accounts, which are accounts established in the name of the Trustee.  Funds on deposit in the Trust Accounts may generally be invested by the party responsible for such Trust Account in Eligible Investments, as described under “The Agreements—Investment of Funds” in the prospectus.  The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:
[Securities Administration Account]	[Securities Administrator]	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders.
Certificate Account	Trustee	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders.
[Basis Risk Reserve Fund]	Trustee	[describe how investment earnings are applied.]
[Supplemental Interest Trust Account]	Trustee	[describe how investment earnings are applied.]
[Reserve Account]	Trustee	Any investment earnings will be paid to [ ] and will not be available for distribution to Certificateholders.

If funds deposited in the [    ] Account, the [    ] Account or the [    ] Account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds, without any right of reimbursement therefor.

Example of Distributions

The following sets forth an example of collection of payments from Underlying Trustees in respect of the Underlying Securities, transfer of amounts among the Trust Accounts and distributions on the Certificates for the Distribution Date in [        ]:

[month and day]	Underlying Trustee Remittance Date:

The Underlying Trustees will remit payments of principal and interest in respect of the Underlying Securities to the [Securities Administrator][Trustee]  for deposit into the [Securities Administration] [Certificate] Account on the [    ] day of each month (or if the [    ] day is not a Business Day, the [    ] Business Day), as specified in the related Underlying Trust Agreements.

[month and day]	Record Date:	Distributions will be made to Certificateholders of record for all classes as of the Business Day [ ] the related Distribution Date.
[month and day]	[Deposit Date:]	[On [ ], the [Securities Administrator] will remit to the Trustee amounts on deposit in the [Securities Administration] Account for deposit into the Certificate Account.]
[month and day]	Distribution Date:

On the [    ] day of each month (or if the [    ] day is not a Business Day, the next Business Day), the Trustee will make distributions to Certificateholders from amounts on deposit in the Certificate Account and the [Supplemental Interest Trust Account].

Succeeding months follow the same pattern.

The Trust Agreement

General

The Certificates will be issued pursuant to the Trust Agreement. [The NIMS Insurer will be a third party beneficiary to the Trust Agreement and as such will have certain rights under the Trust Agreement for so long as the NIM Securities are outstanding or the NIMS Insurer is owed any amounts in connection with its guaranty of the NIM Securities.] Reference is made to the prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Trust Agreement and the Offered Certificates.

Offered Certificates in certificated form will be transferable at the Corporate Trust Office of the Trustee, which will serve as certificate registrar and paying agent. The [    ] will provide to a prospective or actual Certificateholder, without charge, upon written request, an electronic copy (without exhibits) of the Trust Agreement, upon request to [    ].

The Issuing Entity

On the Closing Date, and until the termination of the Trust Fund pursuant to the Trust Agreement, [    ] will be a common law trust formed under the laws of the State of New York. The Issuing Entity will be created under the Trust Agreement by the Depositor and its assets will consist of the Trust Fund. [On the Closing Date, the Sponsor will make an initial deposit of $1,000 into the [Basis Risk Reserve Fund] on behalf of the Issuing Entity.] The Issuing Entity will not have any liabilities as of the Closing Date. The fiscal year end of the Issuing Entity will be December 31 of each year.

[On the Closing Date, the Supplemental Interest Trust will be created under the Trust Agreement by the Depositor, and its assets will consist of the [Swap] Agreement and such assets as from time to time deposited in the Supplemental Interest Trust Account. The Supplemental Interest Trust will be a common law trust formed under the laws of the State of New York. [On the Closing Date, the Sponsor will make an initial deposit of $1,000 into the Supplemental Interest Trust Account on behalf of the Supplemental Interest Trust.] All assets of the Supplemental Interest Trust are payable under the Trust Agreement to the Trust Fund. See “Description of the Certificates—Supplemental Interest Trust.”]

The Issuing Entity will not have any employees, officers or directors.  The Trustee and the Depositor [and the Securities Administrator] will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Trust Agreement and the Sale and Assignment Agreement.

The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically provided in the Trust Agreement. Under the Trust Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Trust Agreement, borrow money on behalf of the Trust Fund or make loans from the assets of the Trust Fund to any person or entity, without the amendment of the Trust Agreement by Certificateholders and the other parties thereto as described under “—Certain Matters Under the Trust Agreement—Amendment of the Trust Agreement.”

If the assets of the Trust Fund are insufficient to pay the Certificateholders all principal and interest owed, holders of some or all classes of Certificateholders will not receive all of their expected payments of interest and principal and will suffer a loss. The risk of loss to holders of Subordinate Certificates is greater than to holders of Senior Certificates. See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement and Other Support” in this prospectus supplement. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding.  In the event of a bankruptcy of the Sponsor, the Depositor or any Underlying Trustee, it is not anticipated that the Trust Fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

The Trustee

The Trustee will be [    ], a [    ].  [Include Regulation-AB compliant description of Trustee.]

[If multiple trustees are involved in transaction, include Regulation-AB compliant description of each trustee.]

The Trustee will perform the functions described under “—Certain Matters Under the Trust Agreement—Duties of the Trustee” below.  As compensation for its services, the Trustee will be paid [    ], as set forth under “Fees and Expenses of the Trust Fund.”

[The Securities Administrator

The Securities Administrator will be [    ], a [    ].  [Include Regulation-AB compliant description of Securities Administrator.]

The Securities Administrator will be responsible under the Trust Agreement for [    ] and [    ]. The Securities Administrator will prepare the distribution date statements and [    ]. The Securities Administrator will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information. The Securities Administrator is entitled to the compensation described under “Fees and Expenses of the Trust Fund.”]

Assignment of the Underlying Securities

The Underlying Securities will be assigned by the Depositor to the Trustee, together with all principal and interest received with respect to such Underlying Securities on and after the Cut-off Date.  The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates.  Each Underlying Security will be identified in a schedule appearing as an exhibit to the Trust Agreement which will specify with respect to each Underlying Security, among other things, the Series name, the class designation of the Underlying Security, the CUSIP number, the original principal balance and the Security Principal Balance as of the close of business on the Cut-off Date, the Security Interest Rate, the final scheduled maturity date and the name of the Underlying Trustee.

As to each Underlying Security, the documents described in the prospectus under “The Agreements—Assignment of Private Mortgage-Backed Securities” are generally required to be delivered to the Trustee in accordance with the Trust Agreement.   [Describe any exceptions.]

Each transfer of the Underlying Securities from the Seller to the Depositor and from the Depositor to the Trustee will be intended to be a sale of the Underlying Securities and will be reflected as such in the Sale and Assignment Agreement and the Trust Agreement, respectively. However, in the event of insolvency of either the Seller or the Depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the Underlying Securities by the insolvent party as a financing secured by a pledge of the Underlying Securities. In the event that a court were to recharacterize the sale of the Underlying Securities by either the Seller or the Depositor as a financing, each of the Depositor, as transferee of the Underlying Securities from the Seller, and the Trustee will have a security interest in the Underlying Securities transferred to it.  The Trustee’s security interest will be perfected by [possession of the Underlying Securities in physical, definitive form.]

Representations and Warranties

The Underlying Securities were [purchased [        ]] [originated by [affiliates of] LBH].

[Pursuant to the terms of the Sale and Assignment Agreement, the Seller has made to the Depositor, as of the Closing Date certain representations and warranties concerning the Underlying Securities that generally include representations and warranties similar to those described in the prospectus under “The Agreements—Assignment of Private Mortgage-Backed Securities.”  The Depositor’s rights under the Sale and Assignment Agreement will be assigned by the Depositor to the Trustee for the benefit of holders of the Certificates pursuant to the Trust Agreement.]

[In addition to the representations and warranties summarized in the prospectus under the heading “The Agreements—Assignment of Private Mortgage-Backed Securities” the Seller has also made the following representations and warranties:  [List any representations and warranties which are material and are not listed in the prospectus.]]

Within the period of time specified in the Trust Agreement following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the Underlying Security, or receipt of notice of such breach, the Seller will be obligated either to (1) cure such breach or (2) repurchase the affected Underlying Security from the Trust Fund for a price equal to [the Security Principal Balance thereof plus accrued interest thereon].

To the extent that any Underlying Security as to which a representation or warranty has been breached is not repurchased or replaced by the Seller and a Realized Loss occurs with respect to that Underlying Security, holders of the Certificates, in particular the [    ] Certificates, may incur a loss.

Custody of the Underlying Securities

The Trustee [or a nominee thereof] will hold the related Underlying Security [in book-entry form] [in definitive, physical form].

Certain Matters Under the Trust Agreement

Duties of the Trustee.  The Trustee will serve as paying agent and certificate registrar. [The Trustee will make payments to Certificateholders based solely on the Distribution Date statements prepared by the Securities Administrator. The Trustee will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information.]

The Trustee will be required to perform only those duties specifically required of it under the Trust Agreement unless an Event of Default has occurred, in which case the Trustee may take such additional actions as described below under “—Events of Default under the Trust Agreement.” Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they are in the form required by the Trust Agreement; however, the Trustee will not be responsible for the accuracy or content of any documents furnished to the Trustee by the [    ] or any other party.

The Trustee will not have any liability arising out of or in connection with the Trust Agreement, except that the Trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in an Event of Default, and the Trustee will not be deemed to have notice of any Event of Default unless an officer of the Trustee has actual knowledge of the Event of Default or written notice of an Event of Default is received by the Trustee at its Corporate Trust Office. See “—Events of Default under the Trust Agreement” below. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

The Trustee will have no duties under the Trust Agreement with respect to any claim or notice it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan under the Trust Agreement; however, the Trustee will remit to [    ] any claim or notice it may receive which is delivered to the Corporate Trust Office and which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property. [None of the provisions in the Trust Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of any Underlying Trustee].  The Trustee will not be responsible for any act or omission of the [the Securities Administrator,] the Depositor or any other party.

The Trustee will not be responsible for (a) any recording or filing of any agreement or of any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing which may have been made, or the validity, priority, perfection or sufficiency of the security for the Certificates, (b) the payment of any insurance related to the Certificates or the Underlying Securities or (c) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund, other than from funds available in any Trust Account.  The Trustee is not responsible for the validity of the Trust Agreement, the Swap Agreement or the Certificates or the validity, priority, perfection or sufficiency of the security for the Certificates.

Events of Default Under the Trust Agreement.  An Event of Default under the Trust Agreement will generally consist of:

•

[list events of default under the Trust Agreement]

•

[       ]

[So long as an Event of Default remains unremedied under the Trust Agreement, the Trustee may terminate the Securities Administrator, whereupon [    ], unless a successor Securities Administrator is appointed, will succeed to all responsibilities, duties and liabilities of the Securities Administrator under the Trust Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable Securities Administrator Fee, together with other servicing compensation as provided in the Trust Agreement.  In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor Securities Administrator.

During the continuance of an Event of Default under the Trust Agreement, the Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders, and Certificateholders evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the Trustee.  Also, the Trustee may decline to follow the direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

No Certificateholder, solely by virtue of that holder’s status as a Certificateholder, will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless that Certificateholder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby have made a written request upon the Trustee to institute a proceeding in its own name as Trustee thereunder, and have offered to the Trustee reasonable indemnity, and the Trustee for the number of days specified in the Trust Agreement has neglected or refused to institute such a proceeding.

Expenses and Indemnities of the Trustee.  The Trustee will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with the Trust Agreement, except for expenses, disbursements and advances incurred by the Trustee in the routine administration of its duties under the Trust Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The Trustee will also be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the Trust Agreement or in connection with the performance of its duties under the Trust Agreement, [the Swap Agreement,] or the Sale and Assignment Agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the Trust Agreement.

The Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from the Interest Remittance Amount and Principal Remittance Amount, prior to distribution of any amounts to Certificateholders, provided that such reimbursable amounts will not exceed $[    ] in the aggregate per year from the Closing Date to the first anniversary of the Closing Date and each for each subsequent anniversary year thereafter. The Trustee will be entitled to reimbursement for its expenses and indemnification amounts in excess of $[    ] in each anniversary year from the aggregate of any Interest Remittance Amount remaining after application of any Current Interest and Carryforward Interest and [    ], as described under “Description of the Certificates—Distributions of Interest—Interest Distribution Priorities.”

Resignation of Trustee.  The Trustee may, upon written notice to the Depositor [and the Securities Administrator], resign at any time, in which event the Depositor will appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after the Trustee’s notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

The Trustee may be removed at any time by the Depositor if (a) the Trustee ceases to be eligible to continue to act as trustee under the Trust Agreement, (b) the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee is appointed, (c) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located or (d) the continued use of the Trustee would result in a downgrading of the rating by any Rating Agency of any Class of Certificates. In addition, the Trustee may be removed at any time by holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates upon 30 days’ written notice to the Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee, whereupon the predecessor trustee will mail notice of the succession of the successor trustee to all Certificateholders; the expenses of the mailing are to be borne by the predecessor trustee. The predecessor trustee [will be required to assign to the successor trustee the physical certificates representing the Underlying Securities, and] will be required to assign and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect that transfer. In addition, the predecessor trustee will be required to execute and deliver such other instruments and do such other things as may reasonably be required to vest in the successor trustee all such rights, powers, duties and obligations.

Amendment of the Trust Agreement.  The Trust Agreement may be amended by the parties to the Trust Agreement, without notice to or consent of the Certificateholders:

(1)

to cure any ambiguity;

(2)

to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

(3)

to add any other provisions with respect to matters or questions arising under the Trust Agreement; or

(4)

to comply with any requirements imposed by the Code;

provided, that (a) no such amendment may adversely affect the status of any REMIC and (b) any amendment under clause (3) above must not adversely affect in any material respect the interests of any Certificateholders.  Any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Certificates.

The Trust Agreement may also be amended by the parties to the Trust Agreement with the consent of the Certificateholders of not less than 66% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no amendment may reduce the amount or delay the timing of payments on any Certificate without the consent of the holder of such Certificate, or reduce the percentage required to consent to the amendment, without the consent of Certificateholders of 100% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected by the amendment.

Reports to Certificateholders

The [Securities Administrator][Trustee] will prepare and, in the manner described under “Additional Information” above, will make available to each Certificateholder on each Distribution Date, or as soon thereafter as is practicable, a report setting forth the following information:

[(1)

the aggregate amount of the distribution to be made on that Distribution Date to each class of Certificates, to the extent applicable, allocable to principal on the Underlying Securities;]

[(2)

the aggregate amount of the distribution to be made on that Distribution Date to each class of Certificates allocable to interest and the calculation thereof;]

[(3)

the amount, if any, of any distribution to the [    ] Certificates;]

[(4)

the Security Principal Balance of each Underlying Security, and the aggregate Security Principal Balance of the Underlying Securities, as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under item (1) above;]

[(5)

the Class Principal Amount of each class of Certificates, to the extent applicable, as of that Distribution Date after giving effect to payments allocated to principal reported under item (1) above, separately identifying any reduction of any of the foregoing Certificate Principal Amounts due to Applied Loss Amounts;]

[(6)

by Pool and in the aggregate, the amount of any Realized Losses incurred with respect to the Underlying Securities (x) in the applicable Collection Period and (y) in the aggregate since the Cut-off Date;]

[(7)

the amount of the Trustee Fees, [Securities Administrator’s Fees,] [and other fees] paid during the Collection Period to which that distribution relates;]

[(8)

the aggregate outstanding Carryforward Interest, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each class of Certificates, after giving effect to the distribution made on that Distribution Date;]

[(9)

the Interest Rate applicable to that Distribution Date with respect to each class of Certificates;]

[(10)

with respect to [the Trust Fund][each Pool], the Interest Remittance Amount and the Principal Remittance Amount applicable to that Distribution Date;]

[(11)

if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Certificate Account and the amounts actually distributed);]

[(12)

the amount of any Overcollateralization Deficiency after giving effect to the distributions made on that Distribution Date;]

[(13)

the level of LIBOR and any other applicable Indices for that Distribution Date;]

[(14)

the amount of any Net Swap Payment to the Supplemental Interest Trust, any Net Swap Payment to the Swap Counterparty, any Swap Termination Payment to the Supplemental Interest Trust and any Swap Termination Payment to the Swap Counterparty;] and

[(15)

a statement as to whether any exchanges of Exchangeable Certificates have taken place since the preceding Distribution Date, and, if applicable, the names, certificate balances, including notional balances, certificate interest rates, and any interest and principal paid, including any shortfalls allocated, of any classes of certificates that were received by the Certificateholder as a result of such exchange.]

[If applicable, list contents of any other reports to Certificateholders.]

[In addition, the Trustee will provide to Certificateholders the Distribution Date Statements relating to each Underlying Distribution Date in respect of the Underlying Securities distributed to holders of the Underlying Securities.]

In addition, within 90 days after the end of each calendar year, the Trustee will prepare and make available to any person who at any time during the calendar year was a Certificateholder of record, a report summarizing the items provided to the Certificateholders pursuant to items ([    ]) and ([    ]) above on an annual basis as may be required to enable those Certificateholders to prepare their federal income tax returns. Such information shall also include the amount of OID accrued on each class of Certificates and information regarding the expenses of the Trust Fund.  [The [Securities Administrator] will provide the Trustee with such information as is necessary for the Trustee to prepare such reports (and the Trustee may rely solely upon such information)].

Voting Rights

At all times [    ]% of all voting rights will be allocated among the holders of the [    ] Certificates as provided below. The portion of such voting rights allocated to the [    ] Certificates will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate Security Principal Balance of the Underlying Securities.  The remainder of such percentage portion of voting rights will be allocated to the [    ] Certificates.  The holders of the [    ] Certificates will each be allocated [    ]% of the voting rights.  The voting rights allocation to any class of Certificates will be allocated among all holders of each such class in proportion to the outstanding Certificate Principal Amount or Percentage Interest of such Certificates.

Yield, Prepayment and Weighted Average Life

General

The rate of distributions of principal on the Offered Certificates will be determined by the rate of distributions of principal on the [PO] Underlying Securities and the application of distributions of interest received on the [IO] Underlying Securities to pay principal, as described herein.  The rate of payment of principal on the [PO] Underlying Securities will be affected by the rate of payment of principal (including prepayments) of the related Underlying Mortgage Loans.  The availability of interest will be affected by the rate of distributions of interest, if any, on the [IO] Underlying Securities, which will be influenced by a variety of factors, including the rate of payment (including prepayments) on the outstanding balance of the related Underlying Mortgage Loans having relatively high interest rates and the application of distributions of principal received on the [PO] Underlying Securities to pay interest, as described herein.  The [IO] Underlying Securities will accrue interest on notional principal balances, which will also be affected by the rate of payment of principal (including prepayments) of the related Underlying Mortgage Loans.  Principal prepayments on Underlying Mortgage Loans that reduce the notional principal balance of an [IO] Underlying Security will reduce the amount of future distributions on such IO Underlying Security.  Consequently, if prepayments occur more rapidly than anticipated, it will be less likely that there will be excess interest amounts available to fund principal distributions on the Offered Certificates, and more likely that the related Interest Rates on the Offered Certificates will be reduced by application of the Net Funds Cap.

To the extent described in the related Disclosure Documents, the aggregate amount of distributions, the yields to maturity (or to early termination) and the rate of distributions in respect of principal and interest on the Underlying Securities will be affected by the rate and the timing of prepayments, defaults and realized losses on the Underlying Mortgage Loans.  For more information, see “Risk Factors” herein and the attached Disclosure Documents.

Prepayments and liquidations of mortgage loans are influenced by a variety of economic, geographic, demographic, social and other factors, including prevailing mortgage market interest rates, local and regional economic conditions, homeowner mobility and the rate at which homeowners default on their mortgages.  To the extent that there has been a decline in the value of the related mortgaged properties, prepayments caused by loan refinancing may become less likely.  In general, if prevailing mortgage rates fall significantly below the mortgage rates on the Mortgage Loans, the rate of prepayments (including refinancings) will be expected to increase.  Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the Underlying Mortgage Loans, the rate of prepayment on the Underlying Mortgage Loans will be expected to decrease.  Other factors affecting prepayment of mortgage loans include changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the values of the mortgaged properties, and servicing decisions.  [IO] Underlying Securities whose notional principal balances are based on Underlying Mortgage Loans with relatively high interest rates are especially sensitive to high rates of prepayment.  In addition, [IO] Underlying Securities may incur higher prepayments or liquidations when the Hybrid ARM Mortgage Loans first adjust.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters.  The Depositor has not inspected any of the mortgaged properties, and there can be no assurance that material damage to any mortgaged property due to such causes has not occurred or will not occur.  The standard hazard policies covering the mortgaged properties generally do not cover damage caused by flooding, landslides or earthquakes, and flood, landslide or earthquake insurance may not have been obtained with respect to such mortgaged properties.  To the extent that any insurance proceeds received with respect to any damaged mortgaged properties are not applied to the restoration thereof, such proceeds will be used to prepay the related Underlying Mortgage Loans in whole or in part.

Generally, a slower rate of principal prepayments than anticipated will negatively affect the yield on securities purchased at a discount, and a faster rate of principal prepayments than anticipated will negatively affect the yield on securities purchased at a premium.  However, even Offered Certificates purchased at a discount may be adversely affected by a fast rate of principal prepayments, because such prepayments will reduce the notional principal balances of and aggregate distributions on the [IO] Underlying Securities.  Prospective investors in Offered Certificates purchased at a premium should carefully consider the risk that a faster than anticipated rate of prepayments on the Underlying Mortgage Loans could result in a yield that is substantially lower than the anticipated yield.

Because it is impossible to predict with any accuracy the timing and dollar amount of principal prepayments that will be made on the Underlying Mortgage Loans, investors may find it difficult to analyze the effect of prepayments on the yields on the Offered Certificates.  No representation is made either as to (1) the anticipated rate or amount of prepayments, delinquencies, defaults or losses on the Underlying Mortgage Loans in the Underlying Trust Funds, (2) the timing or aggregate amount of distributions of principal on the [PO] Underlying Securities, (3) the timing or aggregate amount of distributions of interest on the [IO] Underlying Securities or (4) the anticipated yields on the Offered Certificates.  See “Risk Factors— Risks Related to Distributions on the Underlying Securities.”

[The yields on the Offered Certificates will be adversely affected to the extent that Fannie Mae is unable to make timely payment in full of amounts due on the related Agency Mortgage Securities.]

The yields on the Offered Certificates will depend in substantial part, in the event of any sale of Underlying Securities as described herein, on the proceeds realized in such sale.  The amount of such proceeds may be affected by prevailing market interest rates, market and economic conditions generally, the performance of the Underlying Mortgage Loans and other factors.  [The amount of such proceeds will also be affected by the market’s perception at the time of such sale of the ability of Fannie Mae to guarantee payment of amounts due on the related Agency Mortgage Securities.]

If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on the related Underlying Securities, the actual yield to maturity may be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the related Underlying Securities, the actual yield to maturity may be lower than that so calculated.

The effective yields to holders of the [    ] Certificates will be lower than the yields otherwise produced by the Certificate Interest Rate and the related purchase price because monthly distributions will not be made to the holders until the [    ] day (or the immediately following Business Day if the [    ] day is not a Business Day) of the month following the month in which interest accrues on the Certificate (without any additional distribution of interest or earnings thereon in respect of any delay.

[Subordination of the Class [      ] Certificates

On each Distribution Date, the holders of any higher ranking Class of Certificates will have a preferential right to receive amounts of interest and principal due to them on that Distribution Date before any distributions are made on any Class of Certificates subordinate to that Class. As a result, the yields to maturity and the aggregate amount of distributions on the Class [     ] Certificates will be more sensitive than the yields of higher ranking Certificates to the rate of delinquencies and defaults on the Mortgage Loans.

As more fully described herein, the principal portion of Realized Losses on the Underlying Securities will be allocated first to the lower ranking Classes of Subordinate Certificates, then to the Class [    ] Certificates, then to the Class [    ] Certificates, and then to the Class [    ] Certificates, in that order, until the Class Certificate Principal Amount of each Class has been reduced to zero, before any Realized Losses will be allocated to the Senior Certificates. The interest portion of Realized Losses will reduce the amount available for distribution on the related Distribution Date to the lowest ranking Class or Classes of Certificates outstanding on that date.]

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses).  The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal on the related Underlying Securities is paid, which may be in the form of scheduled amortization and the amount of excess interest applied in reduction of the Certificate Principal Amounts of the Offered Certificates.

Prepayments on mortgage loans are commonly measured relative to a [       ] prepayment standard or model. The model used in this prospectus supplement for the Underlying Securities (“[       ]”) is [       ], which represents [       ].

[       ] does not purport to be either a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any securities or pool of mortgage loans, including the Underlying Securities to be included in the Trust Fund or the Underlying Mortgage Loans.

The tables set forth on Annex C to this prospectus supplement were prepared based on the following modeling assumptions:

[Provide detailed list of all modeling assumptions.]

The actual characteristics and the performance of the Underlying Mortgage Loans will differ from the assumptions used in constructing the tables set forth on Annex C hereto, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the Underlying Mortgage Loans will prepay at a constant rate until maturity, that all of the Underlying Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Underlying Mortgage Loans. Moreover, the diverse remaining terms to maturity and Mortgage Rates of the Underlying Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of [       ] specified, even if the weighted average remaining terms to maturity and the weighted average Underlying Mortgage Rates of the Mortgage Loans are as assumed.  Any difference between such assumptions and the actual characteristics and performance of the Underlying Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the [    ] Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of [       ].

Subject to the foregoing discussion and assumptions, the tables set forth on Annex C hereto indicate the weighted average lives of the [    ] Certificates and set forth the percentages of the initial Class Principal Amounts of the [    ] Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of [       ].

The weighted average life of a [    ] Certificate is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the [    ] Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

Material Federal Income Tax Considerations

General

[An election will be made to treat the Trust Fund as a REMIC for federal income tax purposes. In the opinion of [McKee Nelson LLP] [Dechert LLP], assuming compliance with all provisions of the Trust Agreement, for federal income tax purposes the Trust Fund will qualify as one or more REMICs pursuant to Section 860D of the Code, the Offered Certificates other than the Class R Certificate will be considered to be “regular interests” in a REMIC within the meaning of the Code, and the Class R Certificate will be considered to be the sole class of “residual interest” in each REMIC within the meaning of the Code. See “Material Federal Income Tax Considerations” in the Prospectus.

Although the matter is not free from doubt, the Depositor intends to report stated interest on the Offered Certificates as “qualified stated interest.”

The Offered Certificates may be issued with original issue discount for federal income tax purposes. See “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments” in the Prospectus. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be a rate equal to [   ]% [   ]. No representation is made that the Underlying Mortgage Loans will prepay at these rates or at any other rates. Original issue discount must be included in income as it accrues on a constant yield method, regardless or whether a holder receives concurrently the cash attributable to original issue discount.

[Residual Certificates

Special tax considerations apply to an investment in Residual Certificates. In certain circumstances, the method of taxation of Residual Certificates can produce a significantly less favorable after-tax return for beneficial owners of Residual Certificates than would be the case if (1) Residual Certificates were taxable as debt instruments or (2) no portion of the taxable income on a Residual Certificate in each period were treated as “excess inclusion” income.  See “Material Federal Income Tax Considerations — REMIC Residual Certificates” in the Prospectus.

Residual Certificates may not be transferred, sold, pledged or otherwise assigned unless, prior to the transfer, the proposed transferee delivers to the Trustee an affidavit certifying that the transferee is not a Disqualified Organization and is not purchasing a Residual Certificate on behalf of a Disqualified Organization and certifying as to any matters as may be necessary to verify that no significant purpose of the transfer is to impede the assessment or collection of tax, including the ability of the transferee to pay applicable taxes. In addition, Residual Certificates may not be held by a nominee. Each proposed transferee must also sign a transferee letter which, in the case of a transfer to or from a Foreign Person, generally would require furnishing evidence that the transfer would be respected for federal income tax purposes.]

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Considerations” in the Prospectus.]

Legal Investment Considerations

[The Offered Certificates will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Offered Certificates.]

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors are encouraged to consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by them.  See “Legal Investment Considerations” in the Prospectus.

Use of Proceeds

The net proceeds from the sale of the Offered Certificates will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Underlying Securities [and the repayment of any financing][and the funding of the Pre-Funding Amount]. The Underlying Securities will be acquired by the Depositor from the Seller in a privately negotiated transaction.

ERISA Considerations

A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code should carefully review with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See “ERISA Considerations” in the accompanying Prospectus.

Underwriting

Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter(s), the Depositor has agreed to sell to the Underwriter(s), and the Underwriter(s) [has/have] agreed to purchase from the Depositor, all of the Offered Certificates [as expressed as a portion of Class Principal Amount or Class Notional Amount, as applicable, as set forth below].

[Provide the allocation among the Underwriter(s).]

The distribution of the Offered Certificates by the Underwriter(s) will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter(s) may effect the transactions by selling the Certificates to or through dealers, and the dealers may receive from the Underwriter(s), for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter(s) and any dealers that participate with the Underwriter(s) in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Act. The Underwriting Agreement provides that the Depositor will indemnify the Underwriter(s) against certain civil liabilities, including liabilities under the Act.

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[    ].

[         ] has entered into an agreement with the Depositor to purchase the Class [     ] Certificates simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

Lehman Brothers Inc. is an affiliate of the Depositor [and the Seller].

Legal Matters

Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter by [McKee Nelson LLP, Washington, D.C.] [Dechert LLP, New York, New York].

Ratings

It is a condition to the issuance of the Offered Certificates that they have the applicable rating or ratings by [    ], [    ] and [    ] indicated under “Initial Certificate Ratings” in the table on page S-1.

The ratings of “AAA” and “Aaa” are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Offered Certificates of distributions in the amount of scheduled payments on the Underlying Securities. The rating takes into consideration the characteristics of the Underlying Mortgage Loans and the structural and legal aspects associated with the Offered Certificates. The ratings do not take into consideration any of the tax aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments.

[The ratings do not address the likelihood that any Basis Risk Shortfall or Unpaid Basis Risk Shortfall will be paid to Certificateholders.]

There will be no arrangements to have the ratings monitored while the Certificates are outstanding.

The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than those described above; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies described above.

Glossary of Defined Terms

Accrual Period	For each class of [ ] and each Distribution Date, the period beginning on [ ] and ending on [ ].
Applied Loss Amount

For any Distribution Date, after giving effect to all Realized Losses incurred with respect to the Underlying Securities during the related Collection Period and distributions of principal on such Distribution Date, the amount by which the [    ] exceeds [     ].

Basis Risk Payment

For any Distribution Date, the sum of (1) any Basis Risk Shortfall for such Distribution Date, (2) any Unpaid Basis Risk Shortfall for such Distribution Date and (3) any Required Reserve Fund Amount (as specified in the Trust Agreement) for such Distribution Date.

Basis Risk Reserve Fund	A reserve fund into which any amount of [ ] is deposited in order to pay Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls.
Basis Risk Shortfall

For each Distribution Date and any class of [     ], the amount, if any, by which the amount calculated under the applicable Interest Rate formula exceeds the amount calculated under the applicable Net Funds Cap for such class.

BBA	The British Bankers’ Association.
Beneficial Owner	Any person acquiring an interest in a Book-Entry Certificate.
Book-Entry Certificates	The Certificates, other than any Definitive Certificate.
Business Day	Generally any day other than a Saturday or Sunday or a day on which banks in [ ] are closed.
Cap Contract	A limited recourse notional principal contract.
Carryforward Interest	For any class of [ ] and any Distribution Date, the sum of [ ].
Certificate Account	A certificate account maintained by [ ] on behalf of the Certificateholders.
Certificate Principal Amount

For any [     ] as of any Distribution Date, its initial Certificate Principal Amount as of the Closing Date, as reduced by all amounts previously distributed on that Certificate in respect of principal prior to such Distribution Date.

Certificateholder	Any person acquiring a beneficial ownership interest in any Certificate.
Certificates	The [ ].
Class Principal Amount	For any class of [ ], the aggregate of the Certificate Principal Amounts of all certificates of that class.
Clearstream Luxembourg	Clearstream Banking Luxembourg.
Clearstream Luxembourg Participants	Participating organizations that utilize the services of Clearstream Luxembourg.
Closing Date	[ ]
Code	The Internal Revenue Code of 1986, as amended.
Collection Period

For any Distribution Date, the [      ] period beginning on the [      ] day of the [      ] month immediately preceding the month in which such Distribution Date occurs and ending on the [      ] day of the month in which such Distribution Date occurs.

Current Interest	For any class of [ ] and any Distribution Date, the aggregate amount of interest accrued at the applicable Interest Rate during the [ ].
Cut-off Date	[ ]
Cut-off Date Balance	The Security Principal Balances of the Mortgage Loans as of the Cut-off Date.
Deferred Amount	For each Distribution Date and for each class [ ], the amount by which [ ].
Definitive Certificate	A physical certificate representing any Certificate.
Deposit Date	The Business Day immediately preceding each Distribution Date.
Designated Telerate Page

The Moneyline Telerate Service page 3750, or such other page as may replace page 3750, or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars.

Disclosure Documents	The prospectuses attached hereto as Annex [B] relating to each of the Underlying Securities, as applicable.
Distribution Date	[ ]
Distribution Date Statements	The distribution date statements prepared by each Underlying Trustee in respect of each Class of Underlying Securities.
DTC	The Depository Trust Company.
ERISA	The Employee Retirement Income Security Act of 1974, as amended.
ERISA Restricted Offered Certificate	An Offered Certificate which does not have a rating of BBB- or above or Baa3 or above at the time of its acquisition by a Plan.
Euroclear	The Euroclear System.
Euroclear Participants	Participating organizations that utilize the services of Euroclear.
Global Securities	The globally offered Certificates.
Index	The index applicable to any Underlying Security, based on [ ].
Interest Rate	[ ]
Interest Remittance Amount	For any Distribution Date and any Pool, an amount equal to [ ].
IRS	The Internal Revenue Service.
Issuing Entity	[ ]
LIBOR	The London Interbank Offered Rate.
LIBOR Business Day	Any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.
LIBOR Determination Date	The [ ] LIBOR Business Day preceding the commencement of each Accrual Period.
Maximum Interest Rate	[ ]
Monthly Excess Cashflow	For any Distribution Date, [ ].
Monthly Excess Interest	Any remaining Interest Remittance Amounts from [ ].
Net Funds Cap	For each Distribution Date , an annual rate equal to [ ].
Offered Certificates	The Class [ ,] Class [ ] and Class [ ]Certificates.
OID	Original issue discount.
One-Month LIBOR	The average of the interbank offered rates for one-month U.S. dollar deposits in the London market.
One-Year CMT

The weekly average yield on United States treasury security adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15(519) and most recently available as of the date 45 days before the related Adjustment Date.

Optimal Interest Remittance Amount	For each Distribution Date, the product of [ ].
Participant	Participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.
Plan	Any employee benefit plan or other retirement arrangement that is subject to ERISA or to Section 4975 of the Code.
Pool	[ ]
Pool Balance	For any Pool as of any date of determination, the aggregate of the Security Principal Balances of the Underlying Securities in such Pool as of such date.
Principal Distribution Amount	For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which [ ].
Principal Distribution Amount	For each Pool for any Distribution Date, an amount equal to [ ].
Principal Remittance Amount	For each Pool and for any Distribution Date, an amount equal to [ ].
PTCE 95-60	Prohibited Transaction Class Exemption 95-60.
PTE	A Prohibited Transaction Exemption granted by the U.S. Department of Labor.
Purchase Price	An amount equal to the sum of [ ].
Rating Agencies	Each of [ ].
Realized Loss	For any Underlying Security, the [amount designated or specified as a “Realized Loss” by the related Underlying Trustee].
Relevant Depositary	[ ] as depositary for Clearstream Luxembourg, and [ ] as depositary for Euroclear, individually.
Residual Certificate	The Class [R] Certificate.
Sale and Assignment Agreement	The securities sale and assignment agreement dated as of [ ], between the Seller and the Depositor.
Securities Act	The Securities Act of 1933, as amended.
Security Principal Balance

For any Underlying Security as of any date of determination, an amount generally equal to its outstanding principal balance as of the Cut-off Date after giving effect to payments due on or before such date, whether or not received, as reduced by all principal payments received on or before the last day of the Collection Period immediately preceding such date of determination.

Seller	[ ]
Series	Each Underlying Trust Fund, as set forth under “Description of the Trust Fund Property” in this prospectus supplement.
Six-Month LIBOR	The average of the interbank offered rates for six-month U.S. dollar deposits in the London market, calculated as provided in the related mortgage note.
Six-Month LIBOR Mortgage Loans	Adjustable Rate Mortgage Loans providing for semi-annual adjustment of the related Mortgage Rate based on Six-Month LIBOR.
SMMEA	The Secondary Mortgage Market Enhancement Act of 1984, as amended.
Stepdown Date	The earlier of (x) [ ] or (y) [ ].
Subsequent Recovery	Any amount designated as a “Subsequent Recovery” by the related Underlying Trustee with respect to an Underlying Security for which a Realized Loss has been incurred for such Underlying Security.
Target Amount	For any Distribution Date, an amount equal to [ ].
Tax Counsel	[ ]
Trust Accounts	The Certificate Account, [the Securities Administration Account], the Basis Risk Reserve Fund and [ ].
Trust Agreement	The trust agreement dated as of [ ], among [ ].
Trust Fund	The trust fund created pursuant to the Trust Agreement.
Trustee	[ ] in its capacity as trustee under the Trust Agreement, or any successor thereto.
Underlying Mortgage Loans

The [conventional, adjustable and fixed rate, fully amortizing and balloon, first and second lien [residential][multifamily][mixed residential/commercial] mortgage loans] included in the Underlying Trust Funds.

Underlying Originators	Each of the originators that originated the Underlying Mortgage Loans, as set forth under “Underwriting Guidelines” in this prospectus supplement.
Underlying Securities	Each of the securities constituting the Trust Fund Property as set forth under “Description of the Trust Fund Property” in this prospectus supplement.
Underlying Servicers	Each of the servicers responsible for servicing the Underlying Mortgage Loans, as set forth under “The Underlying Servicers” in this prospectus supplement.
Underlying Trust Funds	Each trust fund underlying each Underlying Security.
Underlying Trustees	Each trustee underlying each Underlying Trust Fund.
Underwriter	[ ]
Underwriting Agreement	Collectively, the underwriting agreement and the terms agreement between the Depositor and the Underwriter.
Unpaid Basis Risk Shortfall

For any class of [     ] on any Distribution Date, the aggregate of all Basis Risk Shortfalls for such class remaining unpaid from all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, computed without regard to the applicable Net Funds Cap, but limited to a rate no greater than [    ].

[The following Annexes are incorporated by reference
into this prospectus supplement.]

 Annex A:
Distribution Date Statements

 Annex B:
Disclosure Documents

 Annex C:
Principal Amount Decrement Tables

Percentage of Initial Class Certificate Principal Amount of the Offered Certificates
Outstanding at the Following Percentages of [   ]

	Class [ ] Certificates
Distribution Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%

Weighted Average Life in Years

__________

* Indicates a value between 0.0% and 0.5%.

 Annex [C]:
Available Combinations for Exchange

Original Certificates				Exchangeable Certificates
Mortgage Pool	Original Class	Original Balance(1)	CUSIP Number	Exchange Class	Maximum Original Class Principal Balance	Interest Type	Principal Type(2)	Summary Interest Rate Formula	CUSIP Number	Final Distribution Date
Combination 1
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Combination 2
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

$[                ]

(Approximate)

Structured Asset Securities Corporation

Mortgage Pass-Through Certificates

Series [     ]

Structured Asset Securities Corporation

[Depositor]

[                               ]

[Issuing Entity]

[                               ]

[Sponsor and Seller]

_______________

PROSPECTUS SUPPLEMENT

[                ]

_______________

[Underwriters]

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, [                      ], 20[   ]

PROSPECTUS SUPPLEMENT

(To Prospectus dated [               ])

$[              ] (Approximate)

SASCO MORTGAGE LOAN TRUST [      ]

Mortgage Backed Notes

[                        ]

[                        ]

Sponsor and Seller

Issuing Entity

Structured Asset Securities Corporation

Depositor

______________________________

Consider carefully the risk factors beginning on page S-[   ] of this prospectus supplement and on page [   ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary beginning on page S-[   ] in this prospectus supplement and the index of principal terms on page [   ] in the prospectus.

The notes will represent obligations of the issuing entity only and will not represent obligations of the sponsor, the depositor or any of their affiliates or any other party.

This prospectus supplement may be used to offer and sell the notes offered hereby only if accompanied by the prospectus.

The issuing entity will issue notes including the following classes offered hereby:

●   [      ] classes of senior notes

●   [      ] classes of subordinate notes

The classes of notes offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, in the table under “The Offered Notes” on page S-[   ] of this prospectus supplement.  This prospectus supplement and the accompanying prospectus relate only to the offering of the notes listed in the table on page S-[   ] and not to the other classes of notes that will be issued by the issuing entity as described in this prospectus supplement.

Payments on the offered notes will be payable [       ], as described in this prospectus supplement.  The first expected payment date will be [        ].  Credit enhancement for the offered notes includes [describe any credit enhancement].  [Amounts payable under [describe any derivative agreements] provided by [    ] will be applied to [describe purpose of derivative agreement(s)].] [The Class [   ] Notes will be exchangeable for certain other classes of notes, as described in this prospectus supplement.]

[Describe assets of the issuing entity.]  [After the closing date of this transaction, but before [     ], the issuing entity may acquire additional underlying securities as described at “Description of the Trust Property—Conveyance of Subsequent Underlying Securities” in this prospectus supplement.]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

[Describe underwriting arrangements.]

On or about [         ], delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of [    ].

[Underwriters]

The date of this prospectus supplement is [             ]

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

The information presented in this prospectus supplement is intended to enhance the general terms of the accompanying prospectus.  You should rely on the information in this prospectus supplement for the specific terms of the notes and the offering.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with any other information.

We are not offering the notes in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

_____________________

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

_____________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

Tables of Contents

Prospectus Supplement

Page


The Offered Notes

S-1

Summary of Terms

S-3

Risk Factors

S-14

Glossary

S-27

Description of the Notes

S-27

General

S-27

Book-Entry Registration

S-28

Payments of Interest

S-29

[Determination of LIBOR

S-32

Payments of Principal

S-32

Credit Enhancement

S-32

Optional Purchase of the Underlying Securities

S-34

Fees and Expenses of the Trust

S-35

Description of the Trust Property

S-35

General

S-35

[The Underlying Mortgage Loans

S-39

[Conveyance of Subsequent Underlying Securities

S-40

Static Pool Information

S-41

Legal Proceedings

S-42

Affiliations

S-42

Additional Information

S-42

[Underwriting Guidelines]

S-43

[Originator Names]

S-43

[    ] Underwriting Guidelines

S-43

General Underwriting Guidelines

S-43

[The Underlying Servicers]

S-43

[General

S-43

Administration of the Trust

S-45

Administrative Responsibilities

S-45

Trust Accounts

S-46

Example of Payments

S-47

The Trust Agreement, Indenture and Administration Agreement

S-48

General

S-48

The Issuing Entity

S-48

The Owner Trustee

S-49

The Ownership Certificate

S-49

The Indenture Trustee

S-49

[The Trust Administrator

S-50

Certain Matters under the Agreements

S-50

Administration

S-54

Amendment

S-54

The Transfer and Collection Agreement

S-54

General

S-54

Assignment of the Underlying Securities

S-54

Representations and Warranties

S-55

Custody of the Underlying Securities

S-56

Certain Matters Under the Transfer and Collection Agreement

S-56

Reports to Securityholders

S-58

Voting Rights

S-59

Yield, Prepayment and Weighted Average Life

S-60

General

S-60

[Subordination of the Class [      ] Notes

S-62

Weighted Average Life

S-62

Material Federal Income Tax Considerations

S-63

Tax Classification of the Trust and of the Notes

S-63

Tax Consequences to Holders of the Notes

S-64

State and Local Income Tax Considerations

S-64

Legal Investment Considerations

S-64

Use of Proceeds

S-65

ERISA Considerations

S-65

Underwriting

S-65

Legal Matters

S-66

Ratings

S-66

Glossary of Defined Terms

S-67

Annex A:  Payment Date Statements

S-1

Annex B:  Disclosure Documents

S-1

Annex C:  Principal Amount Decrement Tables

S-1


The Offered Notes

The notes consist of the [class(es)] of notes listed in the tables below[, together with the Class [       ] Notes].  Only the classes of notes listed in the tables below are offered by this prospectus supplement.

Class	[Related Mortgage Pool(s)]	Class Principal or Notional Amount(1)	Initial Interest Rate(2)	Summary Interest Rate Formula (until Initial Optional Termination Date)(3)	Summary Interest Rate Formula (after Initial Optional Termination Date)(3)	Principal Type	Interest Type	Initial Note Ratings
								[Name of Rating Agency]	[Name of Rating Agency]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Summary Description of Interest Rate]	[Insert Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Summary Description of Interest Rate]	[Insert Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Summary Description of Interest Rate]	[Insert Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]

(1)

These balances are approximate, as described in this prospectus supplement.

(2)

Reflects the interest rate as of the closing date.

(3)

Reflects the summary interest rate formula [to be described as applicable].

The offered notes will also have the following characteristics:

Class	Record Date	Delay / Accrual Period	Interest Accrual Convention	Final Scheduled Payment Date	Expected Final Scheduled Payment Date	Minimum Denominations	Incremental Denominations	CUSIP Number
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Summary of Terms

•

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the notes, you should carefully read this entire prospectus supplement and the accompanying prospectus.

•

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•

Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included in this prospectus supplement.

•

[Whenever we refer to a percentage of some or all of the underlying securities in the trust [or in any pool], that percentage has been calculated on the basis of the total security principal balance of those underlying securities as of [        ], unless we specify otherwise.  We explain in this prospectus supplement under “Description of the Notes – Payments of Principal” how the security principal balance of an underlying security is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any underlying security or securities, we mean the total of their security principal balances determined by that method, unless we specify otherwise.]

Parties

Sponsor and Seller

[       ] will sell the underlying securities to the depositor.

Depositor

Structured Asset Securities Corporation, a Delaware special purpose corporation, will sell the underlying securities to the issuing entity. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 526-7000.

Issuing Entity

[       ].

Indenture Trustee

[       ].

Owner Trustee

[       ].

[Trust Administrator

[       ] will be responsible for preparing monthly payment statements and certain tax information for investors and certain tax filings for the trust.]

[Note Insurer

[   ] will provide a note guaranty insurance policy for [    ] Notes.

[[Swap] [Cap] Counterparty

[       ].]

[Affiliations

[If the sponsor, depositor or issuing entity is an affiliate of any indenture trustee, owner trustee or any other transaction party, disclose such here. Also, disclose any other affiliations among transaction parties.]]

The Notes

The notes offered by this prospectus supplement will be issued with the initial approximate characteristics set forth under “The Offered Notes” in the table on page S-[   ].

[The offered notes will be issued in book-entry form.  The minimum denominations and the incremental denominations of each class of offered notes are set forth in the table on page S-[   ].]

The notes represent obligations of the trust and will be secured by collateral consisting primarily of [describe assets of the trust] having a total principal balance as of the cut-off date, which is [       ], of approximately $[       ].

[The underlying securities to be included in the trust will be divided into [       ] pools: [name pools].  [Describe pool assets].

The trust will issue an ownership certificate which will not be entitled to monthly payments of principal and interest, but rather solely to any excess cashflow remaining after all payments on the notes and certain other fees have been made on the related payment date.

[Payments of principal and interest on the Class [       ] Notes will be based primarily on collections from the pool [    ] assets.  Payments of principal and interest on the Class [       ] Notes will be based primarily on collections from the pool [    ] assets. Payments of principal and interest on the Class [       ] Notes will be based on collections from [both / all] pools as described herein.]

The rights of holders of the Class [     ] Notes to receive payments of principal and interest will be subordinate to the rights of the holders of notes having a senior priority of payment, as described in this Summary of Terms under “—Enhancement of Likelihood of Payment on the Notes—Subordination of Payments” below.  We refer to the Class [     ] Notes collectively as “subordinate” notes.  We refer to the Class [       ] Notes collectively as “senior” notes.

[The Class [     ] and Class [     ] Notes are exchangeable for certain other classes of senior notes in the combinations identified on Annex [   ] to this prospectus supplement.]

[The Class [    ] Notes will be entitled to receive any monthly excess cashflow remaining after required payments are made to the offered notes.]

[The Class [       ] Notes and the ownership certificate are not offered by this prospectus supplement.]

The offered notes will have an approximate total initial principal amount of $[       ]. Any difference between the total principal amount of the offered notes on the date they are issued and the approximate total principal amount of the offered notes as reflected in this prospectus supplement will not exceed 5%.

Payments on the Notes

Principal and interest on each class of the notes will be payable on the [25th] day of each month, beginning in [     ].  However, if the [25th] day is not a business day, payments will be made on the [next] business day after the [25th] day of the month.

Interest Payments

Amounts Available for Interest Payments

Interest will accrue on each class of offered notes at the applicable annual rates described below:

•

Class [       ] Notes: [describe interest rate and any applicable caps or limitations].

[If the option to purchase the underlying securities is not exercised by the [     ] on the initial optional termination date as described under “—The Underlying Securities—Optional Purchase of the Underlying Securities” below, then with respect to the next payment date and each payment date thereafter, the applicable annual rate will be increased to [describe changes in the interest rate].

See “—The Underlying Securities —Optional Purchase of the Underlying Securities” below.

[You will receive from each pool of underlying securities only the payments of interest that the component parts of your class of notes that relate to that pool are entitled to receive.  As described in this prospectus supplement, you may receive less than you are entitled to from any particular pool of underlying securities if those underlying securities do not generate enough interest in any particular month to pay interest due.]

[The Class [   ] Notes are principal-only notes and will not be entitled to payments of interest.]

See “Description of the Notes – Payments of Interest” in this prospectus supplement.

Priority of Interest Payments

In general, on each payment date, the interest remittance amount, which is the amount of interest collected from the underlying securities during the collection period related to the payment date minus the amount of any [trustee fees], will be paid in the following order of priority:

first, [to the Class [   ] Notes, the amount of [   ]];

second, [to the Class [   ] Notes, the amount of [   ]]; and

[   ], [any remaining interest after payments as described above will be paid to the notes as [excess interest]].

[The Interest Rate Swap Agreement/Cap Agreement

[   ] will enter into an [interest rate swap agreement/cap agreement] with [       ], as [swap/cap] counterparty.  Under the [interest rate swap agreement/cap agreement], [describe swap agreement].

See [   ] in this prospectus supplement.]

[A graphic illustration of the interest payment priority to be provided to the extent such graphic enhances the disclosure of the interest payment priority.]

Principal Payments

Amounts Available for Principal Payments

The amount of principal payable on the [   ] notes will be determined by (1) formulas that allocate portions of principal payments received on the underlying securities between [pools] [different note classes], (2) funds received on the underlying securities that are available to make payments on the notes and (3) [the application of excess interest from each pool to pay principal on the notes].

Priority of Principal Payments

In general, on each payment date, the principal remittance amount, which is the amount of principal collected from the underlying securities during the collection period related to the payment date, minus the amount of any [expenses of the indenture trustee][other expenses], will be paid in the following order of priority:

first, [to the Class [   ] Notes, the amount of [   ]];

second, [to the Class [   ] Notes, the amount of [   ]]; and

[   ], [any remaining principal after payments as described above will be paid to the notes as [excess cashflow]].

[A graphic illustration of principal payment priority to be provided to the extent such graphic enhances the disclosure of the principal payment priority.]

Trigger Events

The manner of allocating payments of principal on the underlying securities will differ, as described above, depending upon the occurrence of several different events or triggers:

•

[describe any applicable events or triggers];

See “Description of the Notes — Payments of Principal” and “Glossary of Defined Terms” in this prospectus supplement.

Limited Recourse

The only source of cash available to make interest and principal payments on the notes will be the assets of the trust pledged to secure the notes.  The trust will have no other source of cash other than collections on the underlying securities [and] [if applicable, describe any cap or derivatives providing support] [if applicable, describe any note guaranty insurance policy].  No other entity will be required or expected to make any payments on the notes [other than [   ] with respect to the guaranty insurance policy].

Exchangeable Notes

On each payment date when exchangeable notes are outstanding, principal distributions from the applicable related notes are allocated to the related exchangeable notes that are entitled to principal.  The payment characteristics of the classes of exchangeable notes will reflect the payment characteristics of their related classes of regular notes. Annex [   ] shows the characteristics of the exchangeable notes and the combinations of notes and exchangeable notes.

See “Description of the Notes—Exchangeable Notes—Procedures" in this prospectus supplement and "Description of the Securities—Exchangeable Securities" in the prospectus for a description of exchangeable notes and exchange procedures and fees.

Enhancement of Likelihood of Payment on the Notes

The payment structure of this securitization includes [forms of credit enhancement to be described as applicable].  [The [   ] notes will [be insured by a] [not be insured by any] financial guaranty insurance policy.]  [Provide name of any financial guaranty insurance policy]

See “Risk Factors – Potential Inadequacy of Credit Enhancement” and “Description of the Notes – Credit Enhancement” in this prospectus supplement for a detailed description of the forms of credit enhancement available to the notes.

[Subordination of Payments

Any notes with an “A” in their class designation will have a payment priority as a group over other notes.  Class [   ] notes will have a payment priority over class [   ] notes, and class [   ] notes will have a payment priority over class [   ] notes.

These payment priorities are intended to increase the likelihood that the holders of class [  ] notes and, to a lesser extent, the holders of class [  ] notes, will receive regular payments of interest and principal.

See “Description of the Notes – Credit Enhancement – Subordination” in this prospectus supplement.]

[Allocation of Losses

As described in this prospectus supplement, amounts representing realized losses on the underlying securities (to the extent that those losses exceed excess interest and any overcollateralization, as described in this prospectus supplement) will be applied to reduce the principal amount of the [    ] class of notes still outstanding that has the lowest payment priority, until the principal amount of that class of notes has been reduced to zero.  For example, losses in excess of overcollateralization and excess interest will first be allocated in reduction of the principal amount of the Class [    ] Notes until it is reduced to zero, then in reduction of the principal amount of the Class [    ] Notes until it is reduced to zero.  If a loss has been allocated to reduce the principal amount of a [   ] note, it is unlikely that investors will receive any payment in respect of that reduction [except in the case of those notes covered by the guaranty insurance policy as described below].

[A graphic illustration of allocation of losses to be provided to the extent such graphic enhances the disclosure of the allocation of losses.]

See “Description of the Notes – Credit Enhancement – Application of Realized Losses” in this prospectus supplement.]

[Excess Interest

The underlying securities bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the [    ] notes and [   ].  This “excess interest” received from the underlying securities each month will be available to absorb realized losses applied to the underlying securities and to maintain the required level of overcollateralization.

In general, on each payment date, any excess interest will be paid in the following order of priority:

first, [to the Class [   ] Notes, the amount of [   ]];

second, [to the Class [   ] Notes, the amount of [   ]]; and

[   ], [any remaining excess interest after payments as described above will be paid to the holder of the ownership certificate.

[A graphic illustration of any excess interest distribution to be provided to the extent such graphic enhances the disclosure of the application of excess interest.]

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Credit Enhancement—Excess Interest” in this prospectus supplement.]

[Overcollateralization

On the closing date, the total principal balance of the underlying securities in the trust is expected to exceed the total principal amount of the notes by approximately $[    ], which represents [    ]% of the total principal balance of the underlying securities in the trust as of [    ].  This condition is referred to in this prospectus supplement as “overcollateralization.”  Thereafter, to the extent described in this prospectus supplement, a portion of excess interest may be applied to pay principal on the notes to the extent needed to maintain the required level of overcollateralization.  We cannot, however, assure you that sufficient interest will be generated by the underlying securities to maintain any level of overcollateralization.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Credit Enhancement—Overcollateralization” in this prospectus supplement.]

[Limited Cross-Collateralization

Under certain limited circumstances, principal payments on the underlying securities in [a pool] may be paid as principal to holders of the [   ] notes corresponding to [another pool or pools].

If the [   ] notes relating to one pool have been retired, then principal payments on the underlying securities relating to the retired [   ] notes will be paid to the remaining [   ] notes of the other [pool or pools], if any, before being paid to the [   ] notes.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Payments of Principal” in this prospectus supplement.]

[Interest Rate Swap Agreement

Any net swap payment received under the [interest rate swap agreement] will be applied to pay interest shortfalls, maintain overcollateralization and cover losses, as described in this prospectus supplement.

See “Description of the Notes—Payments of Interest—Interest Rate Swap Agreement” in this prospectus supplement.]

[[Note] [Pool] Insurance Policy

The [   ] [note][pool] guaranty insurance policy will guarantee certain interest and principal payments to holders of [   ] Notes under the instances described in this prospectus supplement.  [No other classes of notes will benefit from the note guaranty insurance policy.]

For information about [   ] and for a more detailed discussion of the [   ] guaranty insurance policy, see “The [Note] [Pool] Insurance Policy” in this prospectus supplement.

Fees and Expenses

Before payments are made on the notes, the indenture trustee will be paid a monthly fee calculated either as [    ]% annually.

[The owner trustee will be paid [  ]. The indenture trustee will be paid [  ]% [before/after] payments are made on the notes.  The trust administrator will be paid [  ]% [before/after] payments are made on the notes.]

[describe other fee to be paid to any indenture trustee, owner trustee, master servicer and trust administrator, as applicable].

In each case, the fees described above will be paid to the related party from amounts received on the underlying securities, [before/after] payments of any amounts to noteholders. The [indenture trustee’s] fees will be paid prior to the payment of other fees. [The [other parties] will be paid their fees simultaneously on a proportionate basis.]

Expenses of the  indenture trustee [and the trust administrator] will be reimbursed [before/after] payments are made on the notes.

Final Scheduled Payment Date

The final scheduled payment date for the offered notes will be the applicable payment date specified in the table on page S-[   ].  The final scheduled payment date for the [      ] notes is based upon [      ].  The actual final payment date for each class of offered notes may be earlier or later, and could be substantially earlier, than the applicable final scheduled payment date.

The Trust Property

On the closing date, which is expected to be on or about [     ], the assets of the trust will consist primarily of [one pool] [pools of] [describe pool(s)] [    ] underlying securities with a total principal balance as of the cut-off date of approximately $[    ], from [   ] underlying trust funds.

Each class of underlying securities will be backed primarily by [residential] [commercial] mortgage loans secured by [mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages].

The depositor expects that the underlying securities will constitute the following classes and will have the following approximate characteristics as of the cut-off date:

Underlying Securities Summary

Underlying Security Series	Underlying Security Class	Cut-off Date Class Principal or Notional Amount	Cut-off Date Interest Rate	Summary Interest Rate Formula (until related Underlying Optional Termination Date)	Summary Interest Rate Formula (after related Underlying Optional Termination Date)	Underlying Security Principal Type	Underlying Security Interest Type	Underlying Cut-off Date Security Ratings
								[Name of Rating Agency]	[Name of Rating Agency]
[ ] Series [ ]	Class [ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
[ ] Series [ ]	Class [ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
[ ] Series [ ]	Class [ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]

[The mortgage loans underlying the underlying securities were generally originated or acquired in accordance with underwriting guidelines that are [less strict than][in accordance with] Fannie Mae and Freddie Mac guidelines. [As a result, the related mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards.]]

[The underlying securities held by the trust will not be insured or guaranteed by any government agency.]

[See “Description of the Trust Property—the Underlying Securities” and “—the Underlying Mortgage Loans” in this prospectus supplement.]

[Servicing of the Underlying Mortgage Loans

[Approximately [   ]% of the underlying mortgage loans will be serviced by [     ].]

See “Description of the Trust Property” and “Trust Property Servicing” in this prospectus supplement.

[The Pre-Funding Arrangement

On the closing date, approximately $[         ], which represents [         ]% of the trust property assets, will be deposited by [        ] in a pre-funding account maintained by [          ].  It is intended that additional subsequent underlying securities will be sold to the trust by the depositor from time to time, from [       ] until [       ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional underlying securities if applicable.]]

[See “Description of the Trust Property—Conveyance of Subsequent Underlying Securities” in this prospectus supplement.]

Optional Purchase of the Underlying Securities

[               ], [with the prior written consent of [     ], which consent may not be unreasonably withheld,] may purchase the underlying securities and the other assets of the trust on or after the initial optional termination date, which is the payment date following the month in which the total principal balance of the underlying securities [(determined in the aggregate rather than by pool)] declines to less than [   ]% of the initial total principal balance of the underlying securities as of the cut-off date.  If [            ] does not exercise that option, [           ]  may purchase the underlying securities.

[If the underlying securities in any pool and the other assets of the pool are purchased, the noteholders of the related classes of notes will be paid [   ].]

[If the option to purchase the underlying securities is not exercised on the initial optional termination date, then, beginning with the next payment date and thereafter, the interest rates on the offered notes will be increased as described in the table on page S-[  ].]

See “Description of the Notes—Optional Purchase of Underlying Securities” in this prospectus supplement for a description of the purchase price to be paid for the underlying securities upon an optional purchase.  [See “Summary of Terms—The Notes—Payments on the Notes—Interest Payments” in this prospectus supplement for a description of the increased interest rates to be paid on the notes after the initial optional termination date.]

[Use of Proceeds

The net proceeds from the sale of the offered notes will be applied by the depositor, or an affiliate thereof, toward the purchase of the underlying securities [and the repayment of any financing][and the funding of the pre-funding amount]. The underlying securities will be acquired by the depositor from the seller in a privately negotiated transaction.]

Tax Status

[To be described as applicable.]

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations

[To be provided as applicable.]

ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans.  Because of the complexity of regulations that govern these plans, you are encouraged to consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any notes.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The notes will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

There are other restrictions on the ability of certain types of investors to purchase the notes that prospective investors should also consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Notes

The notes offered by this prospectus supplement will initially have the ratings from [       ] set forth in the table on page S-[  ].

See “Ratings” in this prospectus supplement for a more complete discussion of the note ratings and “Risk Factors—Ratings on the Securities are Dependent on Assessments by the Rating Agencies” in the prospectus.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered notes.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

[Risks Related to Distributions on the Underlying Securities]

[The notes will be paid solely from the distributions received on the underlying securities.  The underlying securities consist of [   ] [   ] “principal-only securities” from [   ] underlying trust funds, which are not entitled to distributions in respect of interest  and [   ] “interest-only securities” from [   ] underlying trust funds, which are not entitled to distributions in respect of principal.  Because distributions of interest on the interest-only underlying securities will be calculated on the basis of notional principal balances which, in turn, are calculated by reference to the outstanding balance of the related underlying mortgage loans or other classes in the related series, a reduction in the outstanding balance of the underlying mortgage loans or such other classes (as a result of prepayments or liquidations of the mortgage loans or otherwise) may significantly reduce (or even extinguish) interest distributions on the interest-only underlying securities.  A substantial portion of the interest-only underlying securities, either because their notional principal balances are based on the balances of underlying mortgage loans having relatively high interest rates or for other reasons, are particularly sensitive to prepayment risk.  Further, an early termination of an underlying trust fund (or of a related pool included therein) as permitted in the related underlying agreement may significantly reduce the aggregate of distributions on the related interest-only underlying securities.

[The principal-only underlying securities (and in particular, the agency mortgage securities), will be sensitive to the rate of payments of principal (including prepayments) of the related underlying mortgage loans and the priorities for distribution of principal among the securities of the related series.]

[The interest-only underlying securities generally are entitled to distributions of interest only for a limited period of time. See “Description of the Trust Property.”]

The rate of payments of principal on the notes will be related to the rate of interest and principal distributions, if any, on the underlying securities, to the extent that such distributions for any month exceed the amount necessary to pay interest on the notes at the related interest rate, the fees and expenses of the trust and basis risk shortfalls.

[Prospective investors in the notes should consider that if the aggregate notional principal balance of the interest-only underlying securities is reduced to zero or if the interest-only underlying securities cease accruing interest by their terms while principal-only underlying securities remain outstanding but not in an amount in excess of the outstanding class principal amount of the notes, there may be no source of funds to pay accrued interest on the notes.]

Investors are urged to review the descriptions of the underlying securities contained in the disclosure documents.
See “Description of the Trust Property” in this prospectus supplement.
[Interest Rates on the Underlying Securities May Limit Interest Rates on the Notes]

[The [    ] notes will accrue interest at an interest rate that adjusts monthly based on the [   ] index plus a specified margin.  However, the interest rates on these [    ] notes are subject to a limitation, generally based on the weighted average interest rate of the underlying securities, net of certain allocable fees and expenses of the trust.  [    ] of the underlying securities to be included in each pool will have interest rates that [either] are [fixed] [or adjust based on a [] index], as described in “Description of the Trust Property—The Indices.”

[The underlying certificates in each pool also have net funds cap limitations on adjustments to their interest rates.  As a result, the [    ] notes may accrue less interest than they would accrue if their interest rates were solely based on the [   ] index plus the specified margin.]

A variety of factors could limit the interest rates and adversely affect the yield to maturity on, and market value of, the notes. Some of these factors are described below.
• [Describe different adjustment periods between the notes and the underlying securities]
• [Describe different indices between the notes and the underlying securities]
• [Describe a reduction of interest rates on the notes due to net funds cap limitations]
• [Describe how the recovery of basis risk shortfalls may be limited]
• [Describe any additional interest rate or yield factors that may apply]

See “Summary of Terms—The Notes—Payments on the Notes—Interest Payments,” “Description of the Notes—Payments of Interest” and “—Credit Enhancement—Overcollateralization” in this prospectus supplement.  See also “Risk Factors—Mortgage Loan Interest Rates May Limit Interest Rates on the Variable Rate Securities” in the prospectus.  For a general description of the interest rates of the underlying securities, see “Description of the Trust Property” in this prospectus supplement.]

Risks Related to Potential Inadequacy of Credit Enhancement and Other Support

The [excess interest], [overcollateralization], [subordination], [loss allocation] and [limited cross-collateralization] features, [together with] [[Fannie Mae] [Freddie Mac] guaranties,] [the interest rate swap agreement] [and for the benefit of the [    ] Notes only, the cap agreement], all as described in this prospectus supplement, are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the underlying securities.

[Excess Interest and Overcollateralization.  On the closing date, the total class principal balance of the underlying securities will exceed the total principal amount of the [    ] notes by approximately $[    ], which is equal to [    ]% of the total class principal balance of the underlying securities as of the cut-off date.  This excess is referred to in this prospectus supplement as “overcollateralization” and will be available to absorb losses.  We cannot assure you, however, that the underlying securities, [together with amounts available from the interest rate swap agreement,] will generate enough excess interest to maintain this overcollateralization level as set by the rating agencies. The following factors will affect the amount of excess interest that the underlying securities will generate:

• [Describe the effect of prepayments of the underlying securities]
• [Describe defaults, delinquencies and liquidations on the underlying mortgage loans underlying the underlying securities]
• [Describe increases in the index related to any mortgage risk]
• [Describe any additional factors that may apply]

See “Description of the Notes—Credit Enhancement—Overcollateralization” in this prospectus supplement.  See also “Risk Factors—Potential Inadequacy of Credit Enhancement—Excess Interest and Overcollateralization” in the prospectus.]

[Fannie Mae and Freddie Mac Guaranties.  The assets of the trust include Fannie Mae and Freddie Mac notes.  Although payments on Fannie Mae and Freddie Mac notes are guaranteed by those respective agencies, these agencies’ guaranties are not backed by the full faith and credit of the United States.  Neither the United States nor any U.S. agency is obligated to finance or otherwise assist either Fannie Mae or Freddie Mac in any manner.  Therefore, if the Fannie Mae and Freddie Mac notes do not pay as expected, you might suffer a loss on your investment in the notes.]

[The Interest Rate Swap Agreement.  Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and repay losses.  However, no amounts will be payable to the supplemental interest trust by the swap counterparty unless the floating amount owed by the swap counterparty on a payment date exceeds the fixed amount owed to the swap counterparty.  This will not occur except in periods when [   ] (as determined pursuant to the interest rate swap agreement) exceeds the applicable rate of payment owed by the trust, which will range from [    ]% to [    ]% per annum on the scheduled notional amount as described in this prospectus supplement. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization, pay interest shortfalls or repay losses on the underlying securities.

See “Description of the Notes—Payments of Interest—Interest Rate Swap Agreement” in this prospectus supplement.  See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]

[The Cap Agreement.  Any amounts received under the cap agreement will be applied as described in this prospectus supplement to pay certain interest amounts on the [    ] Notes resulting from application of the applicable net funds cap. We cannot assure you that any amounts will be received under the cap agreement.

See “Description of the Notes—Payments of Interest—The Cap Agreement” in this prospectus supplement.]

[Subordination and Allocation of Losses.  If the applicable subordination is insufficient to absorb losses, then noteholders will likely incur losses and may never receive all of their principal payments. You should consider the following:

•

if you buy a Class [    ] Note and losses on the underlying securities exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ] Notes, the principal amount of your note will be reduced proportionately with the principal amounts of the other Class [    ] Notes by the amount of that excess;

•

if you buy a Class [    ] Note and losses on the underlying securities exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ] and Class [    ] Notes, the principal amount of your note will be reduced proportionately with the principal amounts of the other Class [    ] Notes by the amount of that excess; and

•

if you buy a Class [    ] Note and losses on the underlying securities exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ], Class [    ] and Class [    ] Notes, the principal amount of your note will be reduced proportionately with the principal amounts of the other Class [    ] Notes by the amount of that excess.

[Losses on the underlying securities will not reduce the principal amount of the senior notes.]

If overcollateralization is maintained at the required amount and the underlying securities generate interest in excess of the amount needed to pay interest and principal on the notes, the fees and expenses of the trust [and any swap payments owed to the swap counterparty], then excess interest will be used to pay you and other noteholders the amount of any reduction in the principal amounts of the notes caused by application of losses. These payments will be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal amount was reduced because of the application of losses.

See “Description of the Notes—Credit Enhancement—Subordination” and “—Application of Realized Losses” in this prospectus supplement.]

[Limited Cross-Collateralization.  Principal payments on the [    ] notes will depend, for the most part, on collections on the underlying securities in the related pool. However, the [    ] notes will have the benefit of credit enhancement in the form of overcollateralization and subordination from [each] pool of underlying securities.  That means that even if the rate of losses on underlying securities in the pool of underlying securities related to any class of senior notes is low, losses in the unrelated pool[s] may reduce the loss protection for those notes.]

[Risks Related to the Interest Rate Swap Agreement]

[Any net swap payment payable to the swap counterparty under the terms of the interest rate swap agreement will reduce amounts available for payment to noteholders, and may reduce payments of interest on the notes.  The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the notes.

In the event that the trust, after application of all interest and principal received on the underlying securities, cannot make the required net swap payments to the swap counterparty, a swap termination payment as described in this prospectus supplement will be owed to the swap counterparty.  Any termination payment payable to the swap counterparty in the event of early termination of the interest rate swap agreement will reduce amounts available for payment to noteholders.

See “Description of the Notes—Payments of Interest” and “—Payments of Principal” in this prospectus supplement.  See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]

[Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Notes]

As of the date of this prospectus supplement, the [swap counterparty] [cap counterparty] currently has the ratings described under “Description of the Notes—Supplemental Interest Trust—The [Swap][Cap] Counterparty.” The ratings of the [    ] notes are dependent in part upon the credit ratings of the [swap counterparty] [cap counterparty]. If a credit rating of the [swap counterparty] [cap counterparty] is qualified, reduced or withdrawn and the [swap counterparty] [cap counterparty] does not post collateral securing its obligations under the interest rate [swap][cap] agreement or a substitute counterparty is not obtained in accordance with the terms of the interest rate [swap][cap] agreement, the ratings of the [    ] notes may be qualified, reduced or withdrawn. In that event, the value and marketability of those notes will be adversely affected.

See “Description of the Notes—Supplemental Interest Trust—Interest Rate [Swap][Cap] Agreement” in this prospectus supplement.  See also “Risk Factors—Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Notes” in the prospectus.]

[Special Risks for Certain Classes of Notes

The [    ] Notes are [interest-only][principal-only] notes.  These notes have yields to maturity (or early termination) – the yield you will receive if you hold a note until it has been paid in full – that are highly sensitive to prepayments on the related mortgage loans underlying any series of underlying securities.

If you purchase the [    ] Notes, you should consider the risk that you may receive a lower than expected yield and may not fully recover your initial investment if the mortgage loans underlying any series of underlying securities experience a [faster][slower] than expected rate of prepayments.  Prepayments on the underlying mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers as described under “Yield, Prepayment and Weighted Average Life” in this prospectus supplement.

Exercise by the an underlying [servicer] of its respective right to purchase the related mortgage loans underlying a series of underlying securities will result in the prepayment of the related class or classes of underlying securities of that series and will adversely affect the yields on the [    ] Notes.

Exercise by the [holder] of its right to purchase the underlying securities, as described under “Description of the Notes—Optional Termination of the Trust,” will adversely affect the yields on the [    ] Notes.

See “Yield, Prepayment, and Weighted Average Life” in this prospectus supplement for a description of factors that may affect the sensitivity of these notes’ yield to maturity.  See also “Risk Factors—Special Risks for Certain Classes of Securities” in the prospectus.]

[Special Default Risk of Second Lien Mortgage Loans]

[Approximately [    ]% of the underlying mortgage loans are secured by second liens on the related mortgaged properties. These second lien mortgage loans are subordinate to the rights of the mortgagee under the related first lien mortgage loans and may present special risks upon default of any second lien mortgage loans.

See “Risk Factors—Special Default Risk of Second Lien Mortgage Loans” and “—Risks Related to Simultaneous Second Liens and Other Borrower Debt” in the prospectus.]
Risks Related to Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage loans underlying each series of underlying securities will be sensitive to prevailing interest rates.  Generally, if prevailing interest rates decline, underlying mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the underlying mortgage loans may decrease.

Borrowers may prepay their underlying mortgage loans in whole or in part at any time; however, approximately [    ]% of the mortgage loans underlying the underlying securities require the payment of a prepayment premium or a lockout fee in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from [    ] to [    ] after origination. These prepayment premiums or lockout fees may discourage borrowers from prepaying their related underlying mortgage loans during the applicable period.

Prepayment of mortgage loans underlying a series of underlying securities will usually result in a payment of principal on the notes, and, depending on the type of note and the price investors paid for that note, may affect the yield on that note.

[See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Unpredictability and Effect of Prepayments” in the prospectus for a description of factors that may influence the rate and timing of prepayments on the underlying mortgage loans.]

[Risks Related to Mortgage Loans with Interest-Only Payments]

Approximately [    ]% of the underlying mortgage loans provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of [    ] years following origination. Following the applicable interest-only period, the monthly payment with respect to each of these underlying mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the related mortgage interest rate.

The interest-only underlying mortgage loans may present special default and prepayment risks, particularly for notes purchased at a discount.

See “Yield, Prepayment and Weighted Average Life—General” in this prospectus supplement and “Risk Factors—Risks Related to Mortgage Loans with Interest-Only Payments” and “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.]

Risk of Ineffective Transfer

Each transfer of an underlying security to the sponsor, from the sponsor to the depositor and from the depositor to the trust, will be intended to be an absolute and unconditional sale of that underlying security and will be reflected as such in the applicable documents.  However, in the event of insolvency of a prior owner of an underlying security, a trustee in bankruptcy or a creditor of the insolvent party could attempt to recharacterize the sale of that underlying security by the insolvent party as a borrowing secured by a pledge of that underlying security.  Such an attempt, even if unsuccessful, could result in delays in payments on the notes.  If such an attempt were successful, it is possible that the affected underlying securities could be sold in order to liquidate the assets of the insolvent entity.  In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

See “Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments on the Securities” in the prospectus.
Risks Related to Geographic Concentration of Mortgage Loans

Approximately [    ]% of those underlying mortgage loans are secured by properties located in [    ].  The rate of delinquencies, defaults and losses on the underlying mortgage loans may be higher than if fewer of the mortgage loans were concentrated in [    ] because certain conditions in that state will have a disproportionate impact on the underlying mortgage loans in general.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Geographic Concentration of the Mortgage Loans” in the prospectus.
Recent Developments in the Residential Mortgage Market May Adversely Affect the Yields of the Offered Notes

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the yield on the underlying securities, and consequently, on your notes.  Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector.  In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation.  A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

[The following two paragraphs apply only if any of the underlying securities are backed by mortgage loans with an adjustable rate feature.]  [Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans.  Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin.  This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates.  A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing.  Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  These events, alone or in combination, may contribute to higher delinquency rates.]

See “Risk Factors—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy.  Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims.  The financial condition of a mortgage lender may also be adversely affected by the increasing rate of delinquencies and defaults on adjustable rate loans.

The inability of an originator to repurchase mortgage loans in the event of breaches of representations and warranties may affect the performance of the underlying securities, and consequently, of the offered notes.

[The following two paragraphs apply only if the underlying securities are backed by subprime mortgage loans:]  [The mortgage loans which back the underlying securities in the trust fund include subprime mortgage loans, and it is possible that an originator, due to substantial economic exposure to the subprime mortgage market, for financial or other reasons may not be capable of repurchasing or substituting for any defective mortgage loans in the trust fund.  You should consider that the general market conditions discussed above may affect the performance of the mortgage loans backing the underlying securities, and consequently may adversely affect the yield on your notes.

See “Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” in the prospectus.  See also “Description of the Mortgage Pools” in this prospectus supplement for a description of the characteristics of the mortgage loans and “Origination of the Mortgage Loans and Underwriting Guidelines” for a general description of the underwriting guidelines applied in originating the mortgage loans.]

[The following paragraph applies only if the mortgage loans which back the underlying securities do NOT include subprime loans:]  The mortgage loans which back the underlying securities in the trust fund do not include subprime mortgage loans; however, many originators that underwrite prime or “alt-A” mortgage loans also underwrite subprime mortgage loans and consequently may have exposure to the subprime mortgage market.  You should consider that the general market conditions discussed above may affect the performance of the mortgage loans backing the underlying securities, and consequently may adversely affect the yield on your notes.

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[Additional risk factors to be provided as applicable.]

Glossary

A glossary of defined terms used in this prospectus supplement begins on page S-[    ]. Any terms used in this prospectus supplement and not defined in the glossary are defined in the accompanying prospectus.

Description of the Notes

General

[The SASCO Mortgage Loan Trust [     ] Mortgage Backed Notes will consist of the following Classes:

•

the Class [  ] Notes,

•

the Class [    ] Notes, and

•

the Class [    ] Notes.

Only the Offered Notes are offered hereby.]

The Notes will represent obligations of the Trust and will be secured by the Trust Estate.  The Trust Estate will generally consist of:

•

the Underlying Securities;

•

deposits in the Note Payment Account made in respect of the Underlying Securities; and

•

[any applicable insurance policies and] all proceeds thereof.

Each class of Offered Notes will be issued in the respective approximate Class Principal Amount specified in the table on page S-1 and will accrue interest at the respective Interest Rate specified in the table on page S-1 and as further described under “Summary of Terms—The Notes—Payments on the Notes—Interest Payments.”  The original Class Note Principal Amount of the Offered Notes may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined herein) of the Underlying Securities is increased or decreased as described under “Description of the Trust Property” herein.

Payments on the Offered Notes will be made on the [25th] day of each month (or, if the [25th] day is not a Business Day the next succeeding Business Day), commencing [     ], to Noteholders of record on the immediately preceding Record Date.

[For purposes of allocating payments of principal and interest on the Senior Notes, (1) the Group [    ] Notes will relate to, and generally will be limited to collections from, the Pool [    ] Underlying Securities and (2) the Group [    ] Notes will relate to, and generally will be limited to collections from, the Pool [    ] Underlying Securities. However, holders of each class of [    ] Notes will receive the benefit of Monthly Excess Interest generated by each Pool and, to a limited extent, certain principal payments generated by the Pool unrelated to that class. Holders of [    ] Notes will be entitled to receive payments based upon principal and interest collections from each Pool, but such rights to payments will be subordinate to the rights of the holders of the [    ] Notes to the extent described herein.]

[The Ownership Certificate will be entitled to Monthly Excess Cashflow, if any, remaining after required payments are made to the [    ] Notes and to pay certain expenses of the Trust (including payments to the [Swap Counterparty]).

Payments on the Offered Notes will be made on the Payment Date to Noteholders of record on the applicable record date specified in the table on page S-2. Payments on the Offered Notes will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided, that the final payment in respect of any Note will be made only upon presentation and surrender of such Note at the Corporate Trust Office of the Indenture Trustee. See “The Indenture Trustee” herein.

Book-Entry Registration

The Offered Notes will be issued, maintained and transferred on the book-entry records of DTC and its Participants. Each class of Book-Entry Notes will be represented by one or more Global Securities that equal in the aggregate the initial Class Principal Amount of the related class registered in the name of the nominee of DTC. The Offered Notes will be issued in minimum denominations in the principal amounts and the incremental denominations in excess thereof specified in the table on page S-2.

Beneficial Owners of the Book-Entry Notes will hold their Notes through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Notes will be issued in one or more notes that equal the initial Class Principal Amount of the related class of Offered Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries names on the books of DTC. Except as described below, no Beneficial Owner will be entitled to receive a physical note representing such Note. Unless and until Definitive Notes are issued for the Book-Entry Notes under the limited circumstances described herein, all references to actions by Noteholders with respect to the Book-Entry Notes shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to payments, notices, reports and statements to Noteholders with respect to the Book-Entry Notes shall refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Notes, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. See “Description of the Securities—Book-Entry Registration” in the prospectus.

Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

For information with respect to tax documentation procedures relating to the Book-Entry Notes, see “Material Federal Income Tax Considerations—Taxation of Securities Treated as Debt Instruments” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex A to in the prospectus.

Payments of Interest

Calculation of Interest.  The amount of interest distributable on each Payment Date in respect of each class of Offered Notes will equal [    ] for such class and for such date. Interest will accrue on the Offered Notes on the basis of [    ].

The Interest Rate for each class of Offered Notes will be the applicable annual rate described under “Summary of Terms—The Notes—Payments on the Notes—Interest Payments.” [The Interest Rate for the Class [    ] Notes will be the lesser of (1) LIBOR plus [    ] and (2) the Subordinate Net Funds Cap.]

[Basis Risk Shortfalls. With respect to each Payment Date and any class of [    ] Notes, such class will be entitled to the amount of any Basis Risk Shortfall or Unpaid Basis Risk Shortfall with interest thereon at the applicable Interest Rate (calculated without regard to the applicable Net Funds Cap) before the holders of the [    ] Notes are entitled to any payments. The [    ] Notes will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall from Monthly Excess Cashflow, treated as paid from, and to the extent such funds are on deposit in, the Basis Risk Reserve Fund [and any amounts received under the Swap Agreement]. See “—Credit Enhancement—Application of Monthly Excess Cashflow” [and—Interest Rate Swap Agreement”] below.  The source of funds on deposit in the Basis Risk Reserve Fund will be limited to (1) an initial deposit of $1,000 by the Sponsor and (2) certain amounts that would otherwise be paid to the [    ] Notes. Notwithstanding the foregoing, the amount of any Basis Risk Shortfall for any class of [    ] Notes in respect of any Payment Date may not exceed the amount, if any, by which (x) the amount payable at the applicable Maximum Interest Rate exceeds (y) the amount payable at the applicable Net Funds Cap.

The amount of Monthly Excess Cashflow distributable with respect to the [    ] Notes on any Payment Date will be reduced by the amount of any Basis Risk Payment not satisfied from amounts, if any, on deposit in the Basis Risk Reserve Fund.]

[Exchangeable Notes

General.  All or a portion of the Exchangeable Notes may be exchanged for a proportionate interest in the related Exchangeable Notes in the combinations shown in Annex [    ].  All or a portion of the Exchangeable Notes may also be exchanged for the related offered notes in the same manner.  This process may occur repeatedly.

The classes of offered notes and of Exchangeable Notes that are outstanding at any given time, and the outstanding principal balances and notional amounts of these classes, will depend upon any related payments of principal, as well as any exchanges that occur.  Offered Notes and Exchangeable Notes in any combination may be exchanged only in the proportion that the original principal balances of such notes bear to one another as  shown in Annex [   ].

Holders of Exchangeable Notes will be the beneficial owners of a proportionate interest in the notes in the related Combination Group and will receive a proportionate share of the payments on those notes.

Procedures.  If a Noteholder wishes to exchange notes, the Noteholder must notify the [Indenture Trustee][Trust Administrator][Note Registrar] by [   ] at [   ] or [   ] no later than [   ] Business Days before the proposed exchange date.  The exchange date can be any Business Day other than the first or last Business Day of the month subject to the [Indenture Trustee’s][Trust Administrator’s] [Note Registrar’s] approval.  The notice must be on the Noteholder’s letterhead, carry a medallion stamp guarantee and set forth the following information:  the CUSIP number of both notes to be exchanged and notes to be received, outstanding principal balance and/or notional amount and the original principal balance and/or notional amount of the notes to be exchanged, the Noteholder’s DTC participant number and the proposed exchange date.  After receiving the notice, the [Indenture Trustee][Trust Administrator][Note Registrar] will [e-mail] the Noteholder with wire payment instructions relating to the exchange fee.  The Noteholder will utilize the Deposit and Withdrawal System at DTC to exchange the Notes.  A notice becomes irrevocable on the [    ] Business Day before the proposed exchange date.

In connection with each exchange, the Noteholder must pay the [Indenture Trustee][Trust Administrator][Note Registrar] a fee equal to [   ].  In no event, however, will the fee be either less than $[    ] or greater than $[    ].

The [Indenture Trustee][Trust Administrator] will make the first payment on an offered note or an Exchangeable Note received in an exchange transaction on the Payment Date in the following month to the Noteholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations.  The characteristics of the Exchangeable Notes will reflect the characteristics of the related offered notes.  Investors should also consider a number of factors that will limit a Noteholder’s ability to exchange offered notes for Exchangeable Notes and vice versa:

•

At the time of the proposed exchange, a Noteholder must own notes of the related class or classes in the proportions necessary to make the desired exchange.

•

A Noteholder that does not own the notes may be unable to obtain the necessary offered notes or Exchangeable Notes.

•

The Noteholder of needed notes may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•

Certain notes may have been purchased or placed into other financial structures and thus be unavailable.

•

Principal payments will decrease the amounts available for exchange over time.

•

Only the combinations listed on Annex [   ] are permitted.]

Interest Payment Priorities.

The Interest Remittance Amount will be distributed on each Payment Date concurrently, as follows:

(1)

to the [    ] Notes, Current Interest and any Carryforward Interest for such class for such Payment Date;

(2)

to the [    ] Notes, Current Interest and any Carryforward Interest for such class for such Payment Date;

(3)

to the [    ] Notes, Current Interest and any Carryforward Interest for such class for such Payment Date;

(4)

to the Indenture Trustee and the Owner Trustee, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Trust Agreement; and

(5)

[for application as part of Monthly Excess Cashflow for such Payment Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Interest Remittance Amount remaining undistributed for such Payment Date.]

[The Cap Agreement.  As of the Closing Date, the Issuing Entity will enter into the Cap Agreement with the Cap Counterparty for the sole benefit of the [    ] Notes.  The [Depositor] will establish the Cap Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date.  [Describe Cap Agreement.]]

[State whether the significance percentage with respect to the Cap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Cap Counterparty. [Provide description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty.]

[If the significance percentage of the Cap Agreement is 10% or more, but less than 20%, then provide financial data as required by Item 301 of Regulation S-K.  If 20% or more, provide financial statements meeting the requirements of Regulation S-X.]

[Determination of LIBOR

[Provide description of how LIBOR is set.]

LIBOR for the first Accrual Period will be[    ]%.]

Payments of Principal

General.  Payments of principal on the Senior Notes will be made primarily from the Principal Payment Amount for the related Pool and secondarily from the Principal Payment Amount from the unrelated Pool, from Monthly Excess Cashflow from each Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below. Payments of principal on the Offered Subordinate Notes and the [   ] Notes will be made primarily from the aggregate of the Principal Payment Amounts from each Pool after payments of principal have been made on the Senior Notes, and secondarily from Monthly Excess Cashflow from each Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below.

Principal Payment Priorities.  The Principal Payment Amount will be distributed on each Payment Date in the following order of priority:

(1)

to the [    ], [    ], and [    ] Notes, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

(2)

to the [    ] Notes, until the Class Principal Amount of such class has been reduced to zero;

(3)

to the [    ] Notes, until the Class Principal Amount of such class has been reduced to zero; and

(4)

[for application as part of Monthly Excess Cashflow for such Payment Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Principal Payment Amount remaining after application pursuant to clauses (1) through (3) above.]

Credit Enhancement

Credit enhancement for each Class of Notes will take the form of [described as applicable]:

•

[an irrevocable letter of credit]

•

[the subordination of the Subordinate Notes to the Senior Notes]

•

[reserve funds]

•

[a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy]

•

[a surety bond or note guarantee insurance policy]

•

[the use of cross-support features]

•

[overcollateralization]

•

[excess interest]

•

[an interest rate swap agreement]

[Provide description of any credit enhancement provider if the significance percentage of any credit enhancement of any provider is 10% or more, including the name of the credit enhancement provider, the organizational form of the credit enhancement provider and the general character of the business of the credit enhancement provider.]

[If the significance percentage of any credit enhancement of any provider is 10% or more, but less than 20%, then provide financial data as required by Item 301 of Regulation S-K.  If 20% or more, provide financial statements meeting the requirements of Regulation S-X.]

[Application of Realized Losses.  Realized Losses on the Underlying Securities will have the effect of reducing amounts distributable in respect of, first, the Ownership Certificate [(both through the application of Monthly Excess Cashflow to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Payment Date)]; second, the [    ] Notes; third, the [    ] Notes; and fourth, the[    ] Notes, before reducing amounts distributable in respect of the Senior Notes.

To the extent that Realized Losses are incurred, those Realized Losses will reduce the Pool Balance[, and thus may reduce the Overcollateralization Amount]. [As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make payments of principal on the Offered Notes.]

If on any Payment Date after giving effect to all Realized Losses incurred with respect to the Underlying Securities during the related Collection Period and payments of principal on such Payment Date, there are Applied Loss Amounts, the Note Principal Amounts of the [    ] Notes will be reduced in inverse order of priority of payment. Applied Loss Amounts will be allocated in reduction of the Class Principal Amount of first, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero; second, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero; third, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero; and fourth, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero.

Holders of the[    ] Notes will not receive any payments in respect of Applied Loss Amounts, [except from Monthly Excess Cashflow, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below].

In the event that the Indenture Trustee receives any Subsequent Recovery in respect of an Underlying Security, such Subsequent Recovery will be paid in accordance with the priorities described under “—Payments of Principal—Principal Payment Priorities” in this prospectus supplement and the Class Principal Amount of each class of Notes that has previously been reduced by an Applied Loss Amount will be increased as described in the definition of “Note Principal Amount.” Any Subsequent Recovery that is received during a Collection Period will be included as a part of the Principal Remittance Amount for the related Payment Date.

[Application of Monthly Excess Cashflow.  Any Monthly Excess Cashflow will, on each Payment Date, be paid in the following order of priority:

(1)

to the [    ], [    ], and [    ] Notes, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

(2)

to the [    ] Notes, until the Class Principal Amount of such class has been reduced to zero;

(3)

[to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the [    ] Notes, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Payment Date;]

(4)

[to the [    ] Notes, any Deferred Amount for each such class and such Payment Date; and]

(5)

to the Ownership Certificate, any remaining amount.

Optional Purchase of the Underlying Securities

On the Initial Optional Termination Date, the [    ], with the prior written consent of [    ] (which consent shall not be unreasonably withheld), will have the option to purchase the Underlying Securities and any other property remaining in the Trust for a price equal to the Purchase Price.  The [the Indenture Trustee] will be reimbursed from the Purchase Price for (i) any outstanding [Trust Administrator] [Indenture Trustee] Fees, as applicable and (ii) any other amounts due under the Trust Agreement. If such option is exercised, the Trust will be terminated. If [    ] fails to exercise such option on the Initial Optional Termination Date, the margin of each class of Offered Notes will be increased as described under “Summary of Terms—The Notes—Payments on the Notes—Interest Payments” herein.

Fees and Expenses of the Trust

In consideration of their duties on behalf of the Trust, the Owner Trustee, the Indenture Trustee [and the Trust Administrator] will receive from the assets of the Trust certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Owner Trustee	annually	[Describe Fee.]	[Describe how and when payable.]
Indenture Trustee	Monthly	[Describe Fee.]	[Describe how and when payable.]
[Trust Administrator]	monthly	[Describe Fee.]	[Describe how and when payable.]

None of the fees set forth in the table above may be changed without amendment of the [Transfer and Collection] Agreement as described under “The Transfer and Collection Agreement—Certain Matters Under the Transfer and Collection Agreement—Amendment of the Transfer and Collection Agreement” below.

Expenses of [the Trust Administrator] will be reimbursed before payments are made on the Notes. Expenses of the [Indenture Trustee] will be reimbursed up to $[    ] annually before payments of interest and principal are made on the Notes; any additional unpaid expenses above $[    ] in any year will be paid to [the Indenture Trustee] to the extent of any remaining Interest Remittance Amount after all payments of Current Interest and any Carryforward Interest on the Notes.

Description of the Trust Property

General

Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein are derived solely from the characteristics of the Underlying Securities as of the Cut-off Date.

The Trust will primarily consist of approximately [      ] classes of Underlying Securities, [including [    ] classes of PO Underlying Securities from [    ] trust funds] [and [    ] classes of IO Underlying Securities, generally entitled to distributions of interest only for a limited period of time] as described in the table on page [    ], from [    ] trust funds (collectively, the “Trust Property”).  The aggregate of the outstanding principal balances of the PO Underlying Securities is approximately $[   ], giving effect to distributions thereon on the [   ] Underlying Distribution Date.  The table on page [   ] gives effect to distributions on the Underlying Securities on the [    ] Underlying Distribution Date.  The first distribution with respect to the Underlying Securities that will be included in the Trust will be the distribution to be made thereon in [    ].

If it is determined within 90 days following the Closing Date that the principal balance of any [PO] Underlying Security transferred to the Trust was lower than the principal balance purported to have been transferred, the Seller will be required to pay the amount of such shortfall to the Trust for payment on the Notes.

The Underlying Securities

Investors should review the Distribution Date Statements for the Underlying Securities attached hereto as Annex A, and should review the attached Disclosure Documents included as Annex B for additional information on the Underlying Securities.

The Underlying Trust Funds are designated as follows:

Name of Series of Underlying Trust Fund	Summary Series Name
[_____________________], Series 20[ ]-[ ]	[ ] Series 20[ ]-[ ]
[_____________________], Series 20[ ]-[ ]	[ ] Series 20[ ]-[ ]
[_____________________], Series 20[ ]-[ ]	[ ] Series 20[ ]-[ ]

Each class of Underlying Securities represents a beneficial ownership interest in an Underlying Trust Fund (or, to the extent described in the related Prospectuses, a discrete group of assets within such Underlying Trust Fund) consisting in each case primarily of [one or more pools] of [fixed] and [adjustable rate], [one- to four-family], [first [and second] lien] [residential] mortgage loans.

On each Underlying Distribution Date, [holders of each class of IO Underlying Securities are entitled to receive one month’s interest at the applicable interest rate based on their respective notional amounts, subject to any adjustment or reduction thereof described in the applicable Prospectuses, and] holders of each class of [PO] Underlying Securities are entitled to receive a distribution of principal, if and to the extent described in the applicable Disclosure Document, in reduction of the principal balances of securities of such class.

Principal distributions on a series of [PO] Underlying Securities will be determined by the priorities and formulas described in the related Disclosure Document.  The principal balances of some of the [PO] Underlying Securities are based on the balances of those Underlying Mortgage Loans (either in the entire pool or in a sub-pool) bearing interest rates below a designated rate.  Principal distributions on certain classes of the [PO] Underlying Securities are stabilized by the allocation of certain accrual amounts from other classes of securities issued by the related Underlying Trust Funds.

[Interest distributions on the IO Underlying Securities will be calculated on the basis of their respective notional principal balances.]  Interest distributions on any class of [PO] Underlying Securities will be calculated, as described in the applicable Prospectus, on the basis of its principal balance.  [Generally, the IO Underlying Securities have notional principal balances based either on (i) the balances of those related Underlying Mortgage Loans (either in the entire pool or in a sub-pool) bearing interest rates above a designated rate or (ii) certain classes of securities.  In some cases, the notional principal balance of a class of IO Underlying Securities is based on the principal balance or balances of classes of securities that are entitled to distributions of principal according to a specified schedule, or as otherwise provided in the related Prospectus.  Because a substantial portion of the IO Underlying Securities have notional principal balances based on Premium Loans, which have relatively high interest rates, or on the principal balances of classes of securities that have recently begun, or will begin soon after the Closing Date receiving distributions of principal, the IO Underlying Securities are especially sensitive to prepayment risk.]

The Underlying Distribution Date for each class of Non-Agency Mortgage Securities and Agency Mortgage Securities is the [   ]th day of each month, or, if such day is not a business day (as defined with respect to each series), the next succeeding business day.  Because of differences in what constitutes a “business day” under each of the Prospectuses, there may be particular occasions on which such dates will differ among the series of Non-Agency Mortgage Securities and Agency Mortgage Securities.

Each Underlying Trust Fund is subject to optional termination as described in the related Disclosure Document.  See “Yield, Prepayment and Weighted Average Life.”

On the Cut-off Date, the Underlying Securities will consist of the following classes of from the applicable Series and will have the following approximate characteristics:

Underlying Security Series	Underlying Security Class	Original Class Principal or Notional Amount	Cut-off Date Class Principal or Notional Amount	Cut-off Date Interest Rate	Summary Interest Rate Formula (until related Underlying Optional Termination Date)	Summary Interest Rate Formula (after related Underlying Optional Termination Date)	Underlying Security Principal Type	Underlying Security Interest Type	Underlying Cut-off Date Security Ratings
									[Name of Rating Agency]	[Name of Rating Agency]
[ ] Series [ ]	Class [ ]	$[ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
[ ] Series [ ]	Class [ ]	$[ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
[ ] Series [ ]	Class [ ]	$[ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]

(1)

Each Series designation is defined under “Description of the Trust Property—The Underlying Securities.”

(2)

Principal or notional balances give effect to distributions on the [   ] Underlying Distribution Date.

(3)

“[   ]” refers to [   ]; and “[   ]” refers to [   ]; and “NR” means that the related Underlying Security  is not rated by the indicated rating agency.

(4)

Cut-off Date Class Principal or Notional Amount represents only the portion of such Class included in the Trust.

Underlying Security Series	Underlying Security Class	Record Date	Delay / Accrual Period	Interest Accrual Convention	Final Scheduled Distribution Date	Expected Final Scheduled Distribution Date	Minimum Denominations	Incremental Denominations	CUSIP Number
[ ] Series [ ]	Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] Series [ ]	Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] Series [ ]	Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] Series [ ]	Class [ ]

[The Underlying Mortgage Loans

The Underlying Mortgage Loans generally consist of [fixed] and [adjustable rate,] [conventional], [one- to four-family] [first/second] lien mortgage loans having terms to maturity of not more than 30 years from the date of origination or modification.  [All] of the adjustable rate Underlying Mortgage Loans provide for semi-annual or annual adjustment of the related mortgage rate; the first such adjustment on the [       ] Underlying Mortgage Loans will occur after an initial fixed rate period ranging from approximately [   ] years to [    ] years from the date of origination.  [Certain of the Underlying Trust Funds related to the Agency Mortgage Securities include Fannie Mae Stripped Securities and Fannie Mae REMIC Securities.  Underlying such Fannie Mae Stripped Securities and Fannie Mae REMIC Securities are one or more Fannie Mae Mega Certificates; underlying such Mega Certificates are Fannie Mae MBS Certificates; and underlying such MBS Certificates are pools of residential mortgage loans.  In addition, underlying certain of the Fannie Mae REMIC Securities are Fannie Mae Stripped Securities.]

[Origination of the Underlying Mortgage Loans.  As of the Cut-off Date, aapproximately [    ]% and [    ]%, respectively, of the Underlying Mortgage Loans (by Cut-off Date Balance) were originated by [    ] and [     ].

[Underwriting guidelines of the type described under “Underwriting Guidelines” were applied by [   ] and [    ] underwriting the Underlying Mortgage Loans.]

[The Mortgage Loans were originated by a variety of institutions pursuant to differing underwriting guidelines, which in some cases, were not as strict as Fannie Mae or Freddie Mac underwriting guidelines.  As a result, investors are urged to read the descriptions of the Underlying Trust Funds contained in the Disclosure Documents.]

[For more information regarding the underlying originators, including historical delinquency and foreclosure information for certain originators, see [“The Underwriting Guidelines”] in each of the Disclosure Documents.]

[Master Servicing and ]Servicing of the Underlying Mortgage Loans.  [[   ] is the Underlying Master Servicer with respect to the Underlying Certificates.]  The servicers of the Underlying Mortgage Loans are described in the Disclosure Documents.

On the Closing Date, [    ] [and various other servicers] will service approximately [    ]% and [    ]%, respectively, of the Underlying Mortgage Loans (by Cut-off Date Balance).

Each underlying servicer is responsible for the servicing of the related Underlying Mortgage Loans subject to the related underlying servicing agreement[, and the Underlying Master Servicer is required to supervise, monitor and oversee the performance of each underlying servicer]. In the event of a default by an underlying servicer under the related underlying servicing agreement, the [       ] is required to enforce any remedies against that underlying servicer, and will either find a successor servicer or assume the primary servicing obligations for the related Underlying Mortgage Loans.

For more information regarding the [Underlying Master Servicer and] underlying servicers, including information regarding the delinquency and foreclosure information for the servicing portfolio of certain underlying servicers, see “The Servicers” and “Servicing of the Mortgage Loans” in each of the Disclosure Documents.

Attached hereto as Annex A are copies of the Distribution Date Statements relating to the Underlying Distribution Dates in [     ] distributed to holders of the Underlying Securities.

The Disclosure Documents attached hereto as Annex B more fully describe the Underlying Mortgage Loans in each related Series as of the date of initial issuance of the related Underlying Securities.

[The Indices

The Index used in the determination of the variable interest rates of the Class [   ], Class [   ] and Class [   ] Underlying Securities will be [                      ], as published by [             ]. See “Description of the Securities—General” in the prospectus and also see [       ] and [       ] in the [     ] Disclosure Documents for a description of the Index. ]

[Conveyance of Subsequent Underlying Securities

On the Closing Date, approximately $[     ], which represents [         ]% of the Trust Property, will be deposited by the Indenture Trustee into an eligible account.  During the period from the Closing Date to [     ], the Depositor is expected to purchase from time to time Subsequent Underlying Securities from the Seller and, in turn, sell all such Subsequent Underlying Securities to the Trust.  The purchase price for each Subsequent Underlying Securities [will equal its [Class Certificate Principal Balance] [plus accrued interest, if any,] as of the date of sale to the Depositor and] will be paid by the Indenture Trustee from the related Pre-Funding Amount.

The [mortgage-backed/asset-backed] securities expected to be conveyed as the Subsequent Underlying Securities by the Seller will have the same general characteristics as the Subsequent Underlying Securities in the Trust as of the Cut-off Date.

Pursuant to the Trust Agreement, the conveyance of Subsequent Underlying Securities to the Trust may be made on any Business Day during the Pre-Funding Period, subject to certain conditions in the Trust Agreement being satisfied, including, among others, that:

(1)

[The Subsequent Underlying Securities conveyed on the subsequent transfer date must satisfy the same representations and warranties applicable to the Subsequent Underlying Securities set forth in the Sale and Assignment Agreement[, which representations and warranties have been confirmed by the Rating Agencies];

(2)

The Subsequent Underlying Securities conveyed on the subsequent transfer date are selected in a manner reasonably believed not to be adverse to the interests of the Noteholders;

(3)

The Indenture Trustee receives an officer’s certificate confirming the satisfaction of each condition precedent and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Subsequent Underlying Securities in the forms substantially similar to those delivered on the Closing Date;

(4)

The conveyance of the Subsequent Underlying Securities on the subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the Notes;

(5)

No Subsequent Mortgage Loan may have a final scheduled distribution date exceeding [     ];

(6)

Following the conveyance of the Subsequent Underlying Securities on the subsequent transfer date, the characteristics of the Underlying Securities constituting the Trust Property will remain substantially similar to the characteristics of the Initial Underlying Securities as of the Cut-off Date;

(7)

[    ]; and

(8)

An independent accountant must provide the Depositor, the Rating Agencies, the Indenture Trustee and the Underwriters with a letter stating that the characteristics of the Subsequent Underlying Securities conform to the characteristics described above and in the Trust Agreement.]

If the Trust does not apply the full Pre-Funding Amount towards the purchase of Subsequent Underlying Securities prior to the end of the Pre-Funding Period, then such remaining proceeds in the Pre-Funding Account will be paid as a principal prepayment to the related Noteholders on the [     ] Payment Date.

[On the Closing Date, the Indenture Trustee will also establish a Capitalized Interest Account which will be funded by an initial deposit made by the Depositor on the Closing Date of approximately $[     ].  Amounts in the Capitalized Interest Account will be applied by the Indenture Trustee during the Pre-Funding Period to pay interest on that portion of the Notes supported by the Pre-Funding Amount.  At the end of the Pre-Funding Period, any remaining funds in the Capitalized Interest Account will be paid to the Depositor and the account will be terminated.]]

Static Pool Information

Static pool information with respect to the Sponsor’s prior securitized pools formed during the period from [specify date] to [specify date], presented by pool, is available online at [Internet address].  Access to this web address is unrestricted and free of charge.  Information available at this web address is deemed to be part of this prospectus supplement, except to the extent provided under “Static Pool Information” in the accompanying prospectus.  [Add reference to any third-party static pool information as applicable.]

Legal Proceedings

[Describe briefly any legal proceedings pending against the Sponsor, Depositor, Owner Trustee, Indenture Trustee, Issuing Entity, any other entity involved in the servicing function, such as any Trust Administrator) or any other party contemplated by Item 1100(d)(1) of Regulation AB, or of which any property of the foregoing is the subject, that is material to Noteholders.  Include similar information as to any such proceedings known to be contemplated by governmental authorities.]

Affiliations

[Describe if so, and how, the Sponsor, Depositor and/or Issuing Entity is an affiliate of any of the following parties as well as, to the extent known and material, if so, and how, any of the following parties are affiliates of any of the other material parties related to the asset-backed securities contemplated by Item 1100(d)(1) of Regulation AB.]

[Describe whether there is and if so, the general character of, any business relationship or arrangement that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the establishment of the Trust and the issuance of the Notes, between any of the parties listed in the preceding paragraph, or any affiliates of such parties, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the Notes.]

[Describe, to the extent material, any specific relationships involving or relating to the Notes or the Underlying Securities, including the material terms and approximate dollar amount involved, between any of the parties listed in the first paragraph of this section, or any affiliates of such parties, that currently exists or that existed during the past two years.]

Additional Information

The description in this prospectus supplement of the Underlying Certificates and the Underlying Mortgage Loans as constituted at the close of business on the Cut-off Date, as adjusted for payments of interest and principal and Scheduled Payments, respectively, due on or before that date.  A Current Report on Form 8-K will be filed, together with the Trust Agreement and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Notes.  In the event that Underlying Securities are removed from or added to the Trust, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

In addition, within 135 days from the initial delivery of this prospectus supplement, Static Pool information for any series of Securities will be posted online at [    ].com.  The static pool data will be updated each month thereafter to reflect the current composition of the pool information. See “Static Pool Data” in the prospectus.

Pursuant to the Trust Agreement, [    ] will prepare a monthly statement to Noteholders containing the information described under “The Trust Agreement—Reports to Noteholders.” [    ] may make available each month, to any interested party, the monthly statement to Certificateholders via the [    ]’s website, located at [    ].

[Underwriting Guidelines]

[Approximately [    ]% and [    ]% of the Underlying Mortgage Loans were originated by [    ] and [    ], in accordance with the [    ] Underwriting Guidelines and the [    ] Underwriting Guidelines, respectively.  [Identifying information and percentages to be provided for originators which originated 10% or more of the aggregate of the underlying mortgage loans.]  The remainder of the Underlying Mortgage Loans were originated by other Originators in accordance with Underwriting Guidelines generally comparable to the General Underwriting Guidelines described below under “General Underwriting Guidelines.” Such General Underwriting Guidelines differ among the Originators in various areas. The following is a general summary of [    ] and the [    ] Underwriting Guidelines, and [    ] and the [    ] Underwriting Guidelines, and also the General Underwriting Guidelines believed by the Depositor to be generally applied, with some variation, by each other Originator.

For more information regarding the underlying originators, including historical delinquency and foreclosure information for certain originators, see [“The Underwriting Guidelines”] in each of the Disclosure Documents.

[Originator Names]

[Provide Regulation-AB compliant description of Originator(s) which contributed 20% or more of the aggregate underlying mortgage loans]

[    ] Underwriting Guidelines

[Provide description of the Underwriting Guidelines of the above Originator.]

General Underwriting Guidelines

[Provide general description of Underwriting Guidelines applied by Originators which contributed to less than 20% or more of the aggregate underlying mortgage loans.]]

[The Underlying Servicers]

[General

On the Closing Date, [    ] [and various other Servicers] will service approximately [    ]% and [    ]%, respectively, of the Mortgage Loans (by Cut-off Date Balance). [Identifying information and percentages to be provided for servicers which will service, as of the Cut-off Date, 10% or more of the Trust Property.]

[Underlying Servicer Name]

[Provide Regulation-AB compliant description of each Underlying Servicer which services 20% or more of the mortgage assets relating to the Trust Property, including the following:]

[Provide Underlying Servicer form of incorporation, duration of servicing experience and general discussion of Underlying Servicer’s experience in servicing assets of any type as well as a more detailed discussion of Underlying Servicer’s experience in, and procedures for the servicing function in the underlying trust funds.]

[Describe any material changes to Underlying Servicer’s policies or procedures in the servicing function the Underlying Servicer will perform in the underlying trust funds for underlying assets of the same type for the past three years.]

[Provide information regarding Underlying Servicer’s financial condition to the extent that there is a material risk to the performance of the underlying trust funds in the Trust Property or the Notes.]

[Describe the material terms of the related Underlying Servicing Agreement.]

[Describe to the extent material any special or unique factors involved in servicing the particular type of mortgage assets included in the underlying trust funds.]

[Describe to the extent material the terms of any arrangements whereby the Underlying Servicer is required or permitted to provide advances of funds regarding collections, cashflows or distributions.]  [If material, provide statistical information of servicer advances on the Mortgage Loans and the Underlying Servicer’s overall servicing portfolio for the past three years.]

[Describe to the extent material the Underlying Servicer’s process for handling delinquencies, losses, bankruptcies and recoveries.]

[Describe to the extent material any ability of Underlying Servicer to waive or modify any terms, fees, penalties or payments on the underlying mortgage assets and the effect of any such ability, if material, on the potential cashflows from the assets.]

[Describe any material custodial responsibility of Underlying Servicer.]

[Describe any limitations on Underlying Servicer’s liability under the underlying transaction agreements.]

[For a description of the material terms of any removal, replacement, resignation of Servicer or transfer of servicing provisions, see “[        ]” in the [          ] Disclosure Documents.]]

Administration of the Trust

Administrative Responsibilities

The Indenture Trustee, the Owner Trustee and [the Trust Administrator] will have the following responsibilities with respect to the Trust:

Party:	Responsibilities:
[Trust Administrator

Performing the trust administration functions in accordance with the provisions of the Administration Agreement, the Trust Agreement, the Trasnfer and Collection Agreement and the Indenture, including but not limited to:

•

collecting monthly remittances from the Underlying Trustees for deposit in the Trust Administration Account and delivering all amounts on deposit in the Trust Administration Account to the Indenture trustee for deposit in the Note  Payment Account on the Deposit Date;

• preparing and distributing investor reports, including the monthly payment date statement to Noteholders based on information received from the Underlying Trustees [and the Swap Counterparty];
• preparing and filing annual federal and (if required) state tax returns on behalf of the Trust; and
• preparing and filing periodic reports with the Commission on behalf of the Trust with respect to the Notes.
See “The Trust Agreement—The Trust Administrator” and “—Reports to Noteholders” below.]
Indenture Trustee

Performing the indenture trustee functions in accordance with the provisions of the Indenture, or causing the Trust Administrator to perform such functions pursuant to the Administration Agreement, including but not limited to:

•

receiving monthly remittances from the [Underlying Trustees][Trust Administrator] for deposit in the Note Payment Account and, based solely on the information contained in the investor reports, distributing all amounts on deposit in the Note Payment Account to the Noteholders;

• [depositing any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty into the Supplemental Interest Trust Account;]
• [distributing amounts on deposit in the Supplemental Interest Trust Account to the Noteholders and the [Swap] Counterparty];
• preparing and distributing annual investor reports summarizing aggregate payments to Noteholders necessary to enable Noteholders to prepare their tax returns;
• [enforcing the obligations of the Trust Administrator under the Administration Agreement, the Transfer and Collection Agreement and the Indenture, as applicable]; and
• acting as successor [trust administrator] in the event the [Trust Administrator] resigns or is removed by the Indenture Trustee unless a successor [trust administrator] is appointed.
See “The Trust Agreement, Indenture and Administration Agreement—The Indenture Trustee,” “—Certain Matters Under the Indenture—Duties of the Indenture Trustee” and “—Reports to Securityholders” below.
Owner Trustee

Performing the owner trustee functions in accordance with the provisions of the Indenture, or causing the Trust Administrator or Depositor to perform such functions pursuant to the Administration Agreement, including but not limited to:

•

discharging (or causing to be discharged) all of its responsibilities pursuant to the terms of the Trust Agreement and the other document or agreement to which the Trust or the Owner Trustee is a party and administering the Trust (or causing to be administered) in the interest of the Holder, subject to each such respective document or agreement and in accordance with the provisions of the Trust Agreement; and

• taking direction from the Holder regarding the management of the Trust.
See “The Trust Agreement, Indenture and Administration Agreement-The Owner Trustee” below.

Trust Accounts

All amounts in respect of principal and interest received from the Underlying Trustees in respect of the Underlying Securities will, at all times before payment thereof to the Noteholders [or the Swap Counterparty], be invested in the Trust Accounts, which are accounts established in the name of the Indenture Trustee.  Funds on deposit in the Trust Accounts may generally be invested by the party responsible for such Trust Account in Eligible Investments, as described under “The Agreements—Investment of Funds” in the prospectus.  The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:
[Trust Administration Account]	[Trust Administrator]	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders.
Note Payment Account	Indenture Trustee	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders.
[Basis Risk Reserve Fund]	Indenture Trustee	[describe how investment earnings are applied.]
[Supplemental Interest Trust Account]	Indenture Trustee	[describe how investment earnings are applied.]
[Reserve Account]	Indenture Trustee	Any investment earnings will be paid to [ ] and will not be available for payment to Noteholders.

If funds deposited in the [    ] Account, the [    ] Account or the [    ] Account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds, without any right of reimbursement therefor.

Example of Payments

The following sets forth an example of collection of payments from Underlying Trustees in respect of the Underlying Securities, transfer of amounts among the Trust Accounts and payments on the Notes for the Payment Date in [        ]:

[month and day]	Underlying Trustee Remittance Date:

The Underlying Trustees will remit payments of principal and interest in respect of the Underlying Securities to the [Trust Administrator][Indenture Trustee]  for deposit into the [Trust Administration] [Note] Payment Account on the [    ] day of each month (or if the [    ] day is not a Business Day, the [    ] Business Day), as specified in the related Underlying Trust Agreements.

[month and day]	Record Date:	Payments will be made to Noteholders of record for all classes as of the Business Day [ ] the related Payment Date.
[month and day]	[Deposit Date:]	[On [ ], the [Trust Administrator] will remit to the Trustee amounts on deposit in the [Trust Administration] Account for deposit into the Note Payment Account.]
[month and day]	Payment Date:

On the [    ] day of each month (or if the [    ] day is not a Business Day, the next Business Day), the Indenture Trustee will make payments to Noteholders from amounts on deposit in the Note Paymen Account and the [Supplemental Interest Trust Account].

Succeeding months follow the same pattern.

The Trust Agreement, Indenture and Administration Agreement

General

The Notes will be issued pursuant to the Indenture. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Indenture and the Offered Notes.

Offered Notes in certificated form will be transferable at the Corporate Trust Office of the Indenture trustee, which will serve as note registrar and paying agent. The [    ] will provide to a prospective or actual Noteholder, without charge, upon written request, an electronic copy (without exhibits) of the Trust Agreement, upon request to [    ].

The Issuing Entity

[    ] will be a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement. The Issuing Entity will not engage in any activity other than acquiring, holding and managing the Underlying Securities and other assets of the Trust and proceed therefrom, issuing the Securities, making payments on the Securities, and related activities.

The Issuing Entity will not have any employees, officers or directors.  The Indenture trustee and the Depositor [and the Trust Administrator] will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Trust Agreement and the Sale and Assignment Agreement.

On the Closing Date, the Issuing Entity will purchase the Underlying Securities from the Depositor pursuant to the Transfer and Collection Agreement.  The Issuing Entity will pledge the Underlying Securities and other Trust assets to the Indenture Trustee as security for the issuance of the Notes, with the class designations specified under “Description of the Notes—General,” pursuant to the Indenture.  The Depositor will sell the Notes to the Underwriter and apply the net proceeds of such sale to the purchase of the Underlying Securities.

Other than the Underlying Securities and the other Trust assets pledged as collateral for the Notes, the Issuing Entity will not have any significant assets available for payment of the Notes.

The Issuing Entity’s principal offices are located in [    ], at the address set forth below under “—Owner Trustee.”

The Owner Trustee

[     ] will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement.  The Owner Trustee is a [     ] and its principal offices are located at [     ].  [The Owner Trustee has acted as trustee for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the Mortgage Loans during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Owner Trustee performed [    ].]  The Owner Trustee will be entitled to receive as compensation for its services [     ], as set forth under “Fees and Expenses of the Trust” and will be entitled to reimbursement for expenses and certain other amounts prior to payment of any amounts to Noteholders.

The Trust Administrator and the Depositor will perform on behalf of the Owner Trustee and the Trust certain administrative functions required under the Indenture and Transfer and Collection Agreement pursuant to the terms of the Administration Agreement.

The Ownership Certificate

The equity ownership in the Trust will be evidenced by the Ownership Certificate.  The Holder will be entitled to receive on each Payment Date any remaining cash flow from Underlying Securities collections after all principal and interest due on the Notes and other expenses of the Trust for such Payment Date have been made.

The Indenture Trustee

[     ] will be the Indenture Trustee under the Indenture. Its principal offices are at [    ].  [The Indenture Trustee has acted as trustee for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the Underlying Securities during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Indenture Trustee performed [    ].]

The Indenture Trustee’s functions, duties and responsibilities are described under “—Certain Matters Under the Agreements” below. The Indenture Trustee will be entitled to receive as compensation for its services [     ], as set forth under “Fees and Expenses of the Trust.”  The Indenture Trustee will also be entitled to customary indemnification for certain costs and expenses prior to payment of any amounts to Noteholders. For a description of the limitations on the Indenture Trustee’s liability and any indemnification provisions that entitle the Indenture Trustee to be indemnified from the cashflow that otherwise would be used to pay the Notes, see “—Certain Matters Under the Agreements— Expenses and Indemnities of the Owner Trustee and Indenture Trustee” below. The Indenture Trustee’s Corporate Trust Office for purposes of presentment and surrender of the Offered Notes for the final payment thereon is located at [     ], or any other address that the Indenture Trustee may designate from time to time by notice to the Noteholders, the Owner Trustee and the Depositor.

[If multiple trustees are involved in transaction, state each trustee’s name and form of organization. A description of each trustee’s functions, duties, responsibilities, limitations on liability and indemnification provisions to be provided as applicable.]

[The Trust Administrator

The Trust Administrator will be [    ], a [    ]. Its principal offices are at [    ].  [The Trust Administrator has acted as trustee for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the Mortgage Loans during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Trust Administrator performed [    ].]

The Trust Administrator will be responsible under the Administration Agreement for [    ] and [    ]. The Trust Administrator will prepare the payment date statements and [    ]. The Trust Administrator will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information. The Trust Administrator is entitled to the compensation described under “Fees and Expenses of the Trust.”]

Certain Matters under the Agreements

Events of Default Under the Indenture.  An Indenture Default will consist of:

1)

default in the payment of any Current Interest on the most senior class of Notes then outstanding when the same becomes due and payable under the Transfer and Collection Agreement, and such default continues for a period of five days;

2)

failure to pay the entire principal of any Note when the same becomes due and payable under the Transfer and Collection Agreement or on the applicable Final Scheduled Payment Date;

3)

failure to observe or perform any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any note delivered pursuant to the Indenture proving to have been incorrect in any material respect as of the time when the same was made, and that default continues or is not cured, for a period of 30 days after notice is given to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the outstanding Note Principal Balance of the Notes specifying that default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder;

4)

the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

5)

the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

If an Indenture Default occurs and is continuing, the Indenture Trustee or Holders of a majority by principal balance of the Priority Class or Classes of Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the Holders of a majority by principal balance of such Priority Class or Classes of Notes.

If the Notes are declared immediately due and payable following an Indenture Default, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on collateral pledged to secure the Notes, exercise remedies as a secured party, sell the assets of the Trust Estate pledged to secure the Notes, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the Indenture Trustee is prohibited from selling the assets of the Trust Estate following an Indenture Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Priority Class or Classes of Notes, unless (i) the holders of all outstanding Notes consent to such sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) the Indenture Trustee determines that the proceeds of the Trust Estate and the other property of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66-2/3% of the aggregate outstanding amount of the Notes.

If the collateral securing the Notes is sold following an Indenture Default, proceeds of such sale will be applied in the order of priority provided in the Indenture.

If an Indenture Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

Except as described above in the case of an Indenture Default, no Noteholder will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Indenture Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority in principal amount of such outstanding Notes.

In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Neither the Indenture Trustee nor the Owner Trustee in their respective individual capacities, nor the Holder, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

[Redemption. The Notes are subject to redemption under the circumstances described under “Description of the Notes—Optional Purchase of the Underlying Securities.”

The Indenture will be discharged upon the delivery to the Indenture Trustee for cancellation of all Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes. Upon the payment in full of all outstanding Notes and the discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, and the Holder will succeed to all the rights of the Noteholders pursuant to the Transfer and Collection Agreement.]

Expenses and Indemnities of the Owner Trustee and Indenture Trustee.  The Owner Trustee will be entitled to reimbursement of all reasonable expenses incurred by it in accordance with the Trust Agreement.  Such reimbursement will be paid from amounts allocable to interest and principal on the Mortgage Loans, prior to payment of any amounts to Noteholders.  The Owner Trustee will also be entitled to indemnification from the Trust for any claim, loss, liability or expense incurred by it in connection with the administration of the Trust and the performance of its duties under the Trust Agreement or any other document or agreement to which the Issuer or the Owner Trustee is a party, except to the extent that any such claim, loss, liability or expense arises out of or results from [     ]’s own willful misconduct, fraud or gross negligence or results from any of the other circumstances that are specified in the Trust Agreement.  Any amounts payable in connection with such indemnification will be paid from the Certificate Account prior to payment of any amounts distributable to the Ownership Certificate under the Transfer and Collection Agreement.

The Indenture Trustee will be entitled to reimbursement of all reasonable expenses incurred by it and any disbursements or advances made by it in accordance with the Indenture or the Transfer and Collection Agreement, except for expenses incurred or any disbursements and advances made by it in the routine administration of its duties under the Indenture and the Transfer and Collection Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct.  The Indenture Trustee will also be entitled to indemnification from the Trust for any claim, loss, liability or expense, including reasonable attorneys’ fees, incurred by it in connection with the administration of the Trust and the performance of its duties under the Indenture, the Transfer and Collection Agreement or any other document or agreement to which the Indenture Trustee is a party.

The Indenture Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from amounts allocable to interest and principal on the Mortgage Loans, prior to payment of any amounts to Noteholders.

Resignation or Removal of Owner Trustee and Indenture Trustee.  The Owner Trustee may, upon 30 days’ advance written notice to the Depositor, the Holder and the Indenture Trustee, resign at any time, in which event the Depositor will appoint a successor Owner Trustee that satisfies the eligibility requirements provided in the Trust Agreement.  The Owner Trustee may also be removed at any time by the Depositor if (a) the Owner Trustee ceases to be eligible to continue to act as Owner Trustee under the Trust Agreement, (b) the Owner Trustee is legally unable to act or is adjudged bankrupt or insolvent or (c) a receiver or other public officer takes charge of the Owner Trustee or its property.  If the Owner Trustee is removed the Depositor will promptly appoint a successor Owner Trustee.  If a successor Owner Trustee does not take office within 30 days after the retiring Owner Trustee resigns or is removed, the retiring Owner Trustee may petition any court of competent jurisdiction for appointment of a successor Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee will not become effective until acceptance of the appointment by the successor Owner Trustee, whereupon the Trust Administrator will provide notice of such resignation and appointment to the Holder, the Indenture Trustee, the Noteholders and the Rating Agencies.

Any fees and expenses owed to the retiring Owner Trustee in connection with such resignation or removal will be paid as described above under “—Expenses and Indemnities of the Owner Trustee and Indenture Trustee.”

The Indenture Trustee may, upon 90 days’ advance written notice to the Depositor, the Issuer, each Noteholder and each Rating Agency, resign at any time, in which event the Issuer will appoint a successor Indenture Trustee that satisfies the eligibility requirements provided in the Indenture.  The Indenture Trustee may also be removed at any time by the Issuer if (a) the Indenture Trustee ceases to be eligible to continue to act as Indenture Trustee under the Indenture; (b) the Indenture Trustee is adjudged bankrupt or insolvent; (c) a receiver or other public officer takes charge of the Indenture Trustee or its property; or (d) the Indenture Trustee otherwise becomes incapable of acting.  If the Indenture Trustee is removed the Issuer will promptly appoint a successor Indenture Trustee.  If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the holders of more than 50% of the aggregate Class Principal Amount of the outstanding Notes may petition any court of competent jurisdiction for appointment of a successor Indenture Trustee.

Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee, whereupon the successor Indenture Trustee will mail notice of its succession to all Noteholders.  The predecessor Indenture Trustee will be required to transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

Any fees and expenses owed to the retiring Indenture Trustee in connection with such resignation or removal will be paid as described above under “Expenses and Indemnities of the Owner Trustee and Indenture Trustee.”

Administration

The Trust Administrator or the Depositor will agree, to the extent provided in the Administration Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuer under the Transfer and Collection Agreement, the Indenture and the Trust Agreement.  Neither [     ] nor the Depositor will receive additional compensation for their services under the Administration Agreement.

Amendment

Generally, the Trust Agreement, the Indenture and the Administration Agreement are subject to amendment by the parties thereto under conditions similar to those described under “The Transfer and Collection Agreement—Amendment,” except that in the case of the Trust Agreement references to Notes and Noteholders should be read as referring to Ownership Certificate and the Holder, and in the case of the Indenture such references should be read as referring to Notes and Noteholders. Any amendment of the provisions of the Indenture will take the form of a supplemental indenture.  In addition to the purposes described under “The Transfer and Collection Agreement—Amendment,” the Trust and the Indenture Trustee may enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of correcting or amplifying the description of the Trust subject to the Indenture, evidencing the succession of a successor to the Trust, adding to the covenants of the Trust or surrendering any power conferred upon the Trust under the Indenture, or conveying or pledging any property to the Indenture Trustee.

The Transfer and Collection Agreement

General

On the Closing Date, pursuant to the Sale and Assignment Agreement, the Seller will sell the Underlying Securities to the Depositor. Pursuant to the Transfer and Collection Agreement, the Depositor will sell the Underlying Securities to the Trust.

Assignment of the Underlying Securities

The Underlying Securities will be assigned by the Depositor to the Trust, together with all principal and interest received with respect to such Underlying Securities on and after the Cut-off Date.  The Trustee will, concurrently with such assignment, authenticate and deliver the Notes.  Each Underlying Security will be identified in a schedule appearing as an exhibit to the Transfer and Collection Agreement which will specify with respect to each Underlying Security, among other things, the Series name, the class designation of the Underlying Security, the CUSIP number, the original principal balance and the Security Principal Balance as of the close of business on the Cut-off Date, the Security Interest Rate, the final scheduled maturity date and the name of the Underlying Trustee.

As to each Underlying Security, the documents described in the prospectus under “The Agreements—Assignment of Private Mortgage-Backed Securities” are generally required to be delivered to the Indenture Trustee in accordance with the Transfer and Collection Agreement.   [Describe any exceptions.]

Each transfer of the Underlying Securities from the Seller to the Depositor and from the Depositor to the Trust will be intended to be a sale of the Underlying Securities and will be reflected as such in the Sale and Assignment Agreement and the Trust Agreement, respectively. However, in the event of insolvency of either the Seller or the Depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the Underlying Securities by the insolvent party as a financing secured by a pledge of the Underlying Securities. In the event that a court were to recharacterize the sale of the Underlying Securities by either the Seller or the Depositor as a financing, each of the Depositor, as transferee of the Underlying Securities from the Seller, and the Indenture Trustee will have a security interest in the Underlying Securities transferred to it.  The Indenture Trustee’s security interest will be perfected by [possession of the Underlying Securities in physical, definitive form.]

Representations and Warranties

The Underlying Securities were [purchased [        ]] [originated by [affiliates of] LBH].

[Pursuant to the terms of the Sale and Assignment Agreement, the Seller has made to the Depositor, as of the Closing Date certain representations and warranties concerning the Underlying Securities that generally include representations and warranties similar to those described in the prospectus under “The Agreements—Assignment of Private Mortgage-Backed Securities.”  The Depositor’s rights under the Sale and Assignment Agreement will be assigned by the Depositor to the Indenture Trustee for the benefit of holders of the Notes pursuant to the Transfer and Collection Agreement.]

[In addition to the representations and warranties summarized in the prospectus under the heading “The Agreements—Assignment of Private Mortgage-Backed Securities” the Seller has also made the following representations and warranties:  [List any representations and warranties which are material and are not listed in the prospectus.]]

Within the period of time specified in the Transfer and Collection Agreement following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the Underlying Security, or receipt of notice of such breach, the Seller will be obligated either to (1) cure such breach or (2) repurchase the affected Underlying Security from the Trust for a price equal to [the Security Principal Balance thereof plus accrued interest thereon].

To the extent that any Underlying Security as to which a representation or warranty has been breached is not repurchased or replaced by the Seller and a Realized Loss occurs with respect to that Underlying Security, holders of the Notes, in particular the [    ] Notes, may incur a loss.

Custody of the Underlying Securities

The Indenture Trustee [or a nominee thereof] will hold the related Underlying Security [in book-entry form] [in definitive, physical form].

Certain Matters Under the Transfer and Collection Agreement

Duties of the Indenture Trustee. See “Administration of the Trust—Administrative Matters.”

Events of Default Under the Transfer and Collection Agreement.  An Event of Default under the Transfer and Collection Agreement will generally consist of:

•

[list events of default under the Transfer and Collection Agreement]

•

[       ]

[So long as an Event of Default remains unremedied under the Transfer and Collection Agreement, the Indenture Trustee may terminate the Trust Administrator, whereupon [    ], unless a successor Trust Administrator is appointed, will succeed to all responsibilities, duties and liabilities of the Trust Administrator under the Transfer and Collection Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable Trust Administrator Fee, together with other servicing compensation as provided in the Transfer and Collection Agreement.  In the event that the Indenture Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor Trust Administrator.

During the continuance of an Event of Default under the Transfer and Collection Agreement, the Indenture Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Noteholders, and Noteholders evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Notes affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred upon the Indenture Trustee. However, the Indenture Trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the Noteholders have offered the Indenture Trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the Indenture Trustee.  Also, the Indenture Trustee may decline to follow the direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Noteholders.

No Noteholder, solely by virtue of that holder’s status as a Noteholder, will have any right under the Transfer and Collection Agreement to institute any proceeding with respect to the Transfer and Collection Agreement, unless that Noteholder previously has given to the Indenture Trustee written notice of default and unless the holders of Notes evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Notes affected thereby have made a written request upon the Indenture Trustee to institute a proceeding in its own name as Indenture Trustee thereunder, and have offered to the Indenture Trustee reasonable indemnity, and the Indenture Trustee for the number of days specified in the Transfer and Collection Agreement has neglected or refused to institute such a proceeding.

Expenses and Indemnities of the Trustee.  The Indenture Trustee will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with the Transfer and Collection Agreement, except for expenses, disbursements and advances incurred by the Trustee in the routine administration of its duties under the Transfer and Collection Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The Indenture Trustee will also be entitled to indemnification from the Trust for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the Transfer and Collection Agreement or in connection with the performance of its duties under the Transfer and Collection Agreement, [the Swap Agreement,] or the Sale and Assignment Agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the Transfer and Collection Agreement.

The Indenture Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from the Interest Remittance Amount and Principal Remittance Amount, prior to payment of any amounts to Noteholders, provided that such reimbursable amounts will not exceed $[    ] in the aggregate per year from the Closing Date to the first anniversary of the Closing Date and each for each subsequent anniversary year thereafter. The Indenture Trustee will be entitled to reimbursement for its expenses and indemnification amounts in excess of $[    ] in each anniversary year from the aggregate of any Interest Remittance Amount remaining after application of any Current Interest and Carryforward Interest and [    ], as described under “Description of the Notes—Payments of Interest—Interest Payment Priorities.”

Amendment of the Transfer and Collection Agreement.  The Transfer and Collection Agreement may be amended by the parties to the Transfer and Collection Agreement, without notice to or consent of the Noteholders:

(1)

to cure any ambiguity;

(2)

to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

(3)

to add any other provisions with respect to matters or questions arising under the Transfer and Collection Agreement; or

(4)

to comply with any requirements imposed by the Code;

provided, that any amendment under clause (3) above must not adversely affect in any material respect the interests of any Noteholders.  Any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Noteholder if the Indenture Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Notes.

The Transfer and Collection Agreement may also be amended by the parties to the Transfer and Collection Agreement with the consent of the Noteholders of not less than 66% of the Class Principal Amount (or Percentage Interest) of each class of Notes affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Collection Agreement or modifying in any manner the rights of Noteholders; provided, however, that no amendment may reduce the amount or delay the timing of payments on any Note without the consent of the holder of such Note, or reduce the percentage required to consent to the amendment, without the consent of Noteholders of 100% of the Class Principal Amount (or Percentage Interest) of each class of Notes affected by the amendment.

Reports to Securityholders

The [Trust Administrator][Indenture Trustee] will prepare and, in the manner described under “Additional Information” above, will make available to each Securityholder on each Payment Date, or as soon thereafter as is practicable, a report setting forth the following information:

[(1)

the aggregate amount of the payment to be made on that Payment Date to each class of Notes, to the extent applicable, allocable to principal on the Underlying Securities;]

[(2)

the aggregate amount of the payment to be made on that Payment Date to each class of Notes allocable to interest and the calculation thereof;]

[(3)

the amount, if any, of any payment to the [    ] Notes;]

[(4)

the Security Principal Balance of each Underlying Security, and the aggregate Security Principal Balance of the Underlying Securities, as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under item (1) above;]

[(5)

the Class Principal Amount of each class of Notes, to the extent applicable, as of that Payment Date after giving effect to payments allocated to principal reported under item (1) above, separately identifying any reduction of any of the foregoing Note Principal Amounts due to Applied Loss Amounts;]

[(6)

by Pool and in the aggregate, the amount of any Realized Losses incurred with respect to the Underlying Securities (x) in the applicable Collection Period and (y) in the aggregate since the Cut-off Date;]

[(7)

the amount of the Owner Trust Fees, Indenture Trustee Fees, [Trust Administrator’s Fees,] [and other fees] paid during the Collection Period to which that payment relates;]

[(8)

the aggregate outstanding Carryforward Interest, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each class of Notes, after giving effect to the payment made on that Payment Date;]

[(9)

the Interest Rate applicable to that Payment Date with respect to each class of Notes;]

[(10)

with respect to [the Trust][each Pool], the Interest Remittance Amount and the Principal Remittance Amount applicable to that Payment Date;]

[(11)

if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Noteholders would have received if there were sufficient available amounts in the Note Payment Account and the amounts actually distributed);]

[(12)

the amount of any Overcollateralization Deficiency after giving effect to the payments made on that Payment Date;]

[(13)

the level of LIBOR and any other applicable Indices for that Payment Date;]

[(14)

the amount of any Net Swap Payment to the Supplemental Interest Trust, any Net Swap Payment to the Swap Counterparty, any Swap Termination Payment to the Supplemental Interest Trust and any Swap Termination Payment to the Swap Counterparty;] and

[(15)

a statement as to whether any exchanges of Exchangeable Notes have taken place since the preceding Payment Date, and, if applicable, the names, note balances, including notional balances, note interest rates, and any interest and principal paid, including any shortfalls allocated, of any classes of notes that were received by the Noteholder as a result of such exchange.]

[If applicable, list contents of any other reports to Noteholders.]

[In addition, the Indenture Trustee will provide to Noteholders the Payment Date Statements relating to each Underlying Payment Date in respect of the Underlying Securities distributed to holders of the Underlying Securities.]

In addition, within 90 days after the end of each calendar year, the Indenture Trustee will prepare and make available to any person who at any time during the calendar year was a Noteholder of record, a report summarizing the items provided to the Noteholders pursuant to items ([    ]) and ([    ]) above on an annual basis as may be required to enable those Noteholders to prepare their federal income tax returns. Such information shall also include the amount of OID accrued on each class of Notes and information regarding the expenses of the Trust.  [The [Trust Administrator] will provide the Indenture Trustee with such information as is necessary for the Indenture Trustee to prepare such reports (and the Indenture Trustee may rely solely upon such information)].

Voting Rights

At all times [    ]% of all voting rights will be allocated among the holders of the [    ] Notes as provided below. The portion of such voting rights allocated to the [    ] Notes will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate Security Principal Balance of the Underlying Securities.  The remainder of such percentage portion of voting rights will be allocated to the [    ] Notes.  The holders of the [    ] Notes will each be allocated [    ]% of the voting rights.  The voting rights allocation to any class of Notes will be allocated among all holders of each such class in proportion to the outstanding Note Principal Amount or Percentage Interest of such Notes.

Yield, Prepayment and Weighted Average Life

General

The rate of payments of principal on the Offered Notes will be determined by the rate of distributions of principal on the [PO] Underlying Securities and the application of distributions of interest received on the [IO] Underlying Securities to pay principal, as described herein.  The rate of payment of principal on the [PO] Underlying Securities will be affected by the rate of payment of principal (including prepayments) of the related Underlying Mortgage Loans.  The availability of interest will be affected by the rate of distributions of interest, if any, on the [IO] Underlying Securities, which will be influenced by a variety of factors, including the rate of payment (including prepayments) on the outstanding balance of the related Underlying Mortgage Loans having relatively high interest rates and the application of distributions of principal received on the [PO] Underlying Securities to pay interest, as described herein.  The [IO] Underlying Securities will accrue interest on notional principal balances, which will also be affected by the rate of payment of principal (including prepayments) of the related Underlying Mortgage Loans.  Principal prepayments on Underlying Mortgage Loans that reduce the notional principal balance of an [IO] Underlying Security will reduce the amount of future distributions on such IO Underlying Security.  Consequently, if prepayments occur more rapidly than anticipated, it will be less likely that there will be excess interest amounts available to fund principal payments on the Offered Notes, and more likely that the related Interest Rates on the Offered Notes will be reduced by application of the Net Funds Cap.

To the extent described in the related Disclosure Documents, the aggregate amount of distributions, the yields to maturity (or to early termination) and the rate of distributions in respect of principal and interest on the Underlying Securities will be affected by the rate and the timing of prepayments, defaults and realized losses on the Underlying Mortgage Loans.  For more information, see “Risk Factors” herein and the attached Disclosure Documents.

Prepayments and liquidations of mortgage loans are influenced by a variety of economic, geographic, demographic, social and other factors, including prevailing mortgage market interest rates, local and regional economic conditions, homeowner mobility and the rate at which homeowners default on their mortgages.  To the extent that there has been a decline in the value of the related mortgaged properties, prepayments caused by loan refinancing may become less likely.  In general, if prevailing mortgage rates fall significantly below the mortgage rates on the Mortgage Loans, the rate of prepayments (including refinancings) will be expected to increase.  Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the Underlying Mortgage Loans, the rate of prepayment on the Underlying Mortgage Loans will be expected to decrease.  Other factors affecting prepayment of mortgage loans include changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the values of the mortgaged properties, and servicing decisions.  [IO] Underlying Securities whose notional principal balances are based on Underlying Mortgage Loans with relatively high interest rates are especially sensitive to high rates of prepayment.  In addition, [IO] Underlying Securities may incur higher prepayments or liquidations when the Hybrid ARM Mortgage Loans first adjust.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters.  The Depositor has not inspected any of the mortgaged properties, and there can be no assurance that material damage to any mortgaged property due to such causes has not occurred or will not occur.  The standard hazard policies covering the mortgaged properties generally do not cover damage caused by flooding, landslides or earthquakes, and flood, landslide or earthquake insurance may not have been obtained with respect to such mortgaged properties.  To the extent that any insurance proceeds received with respect to any damaged mortgaged properties are not applied to the restoration thereof, such proceeds will be used to prepay the related Underlying Mortgage Loans in whole or in part.

Generally, a slower rate of principal prepayments than anticipated will negatively affect the yield on securities purchased at a discount, and a faster rate of principal prepayments than anticipated will negatively affect the yield on securities purchased at a premium.  However, even Offered Notes purchased at a discount may be adversely affected by a fast rate of principal prepayments, because such prepayments will reduce the notional principal balances of and aggregate distributions on the [IO] Underlying Securities.  Prospective investors in Offered Notes purchased at a premium should carefully consider the risk that a faster than anticipated rate of prepayments on the Underlying Mortgage Loans could result in a yield that is substantially lower than the anticipated yield.

Because it is impossible to predict with any accuracy the timing and dollar amount of principal prepayments that will be made on the Underlying Mortgage Loans, investors may find it difficult to analyze the effect of prepayments on the yields on the Offered Notes.  No representation is made either as to (1) the anticipated rate or amount of prepayments, delinquencies, defaults or losses on the Underlying Mortgage Loans in the Underlying Trust Funds, (2) the timing or aggregate amount of distributions of principal on the [PO] Underlying Securities, (3) the timing or aggregate amount of distributions of interest on the [IO] Underlying Securities or (4) the anticipated yields on the Offered Notes.  See “Risk Factors— Risks Related to Distributions on the Underlying Securities.”

[The yields on the Offered Notes will be adversely affected to the extent that Fannie Mae is unable to make timely payment in full of amounts due on the related Agency Mortgage Securities.]

The yields on the Offered Notes will depend in substantial part, in the event of any sale of Underlying Securities as described herein, on the proceeds realized in such sale.  The amount of such proceeds may be affected by prevailing market interest rates, market and economic conditions generally, the performance of the Underlying Mortgage Loans and other factors.  [The amount of such proceeds will also be affected by the market’s perception at the time of such sale of the ability of Fannie Mae to guarantee payment of amounts due on the related Agency Mortgage Securities.]

If the purchaser of a Note offered at a discount from its initial principal amount calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on the related Underlying Securities, the actual yield to maturity may be lower than that so calculated. Conversely, if the purchaser of a Note offered at a premium calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the related Underlying Securities, the actual yield to maturity may be lower than that so calculated.

The effective yields to holders of the [    ] Notes will be lower than the yields otherwise produced by the Note Interest Rate and the related purchase price because monthly payments will not be made to the holders until the [    ] day (or the immediately following Business Day if the [    ] day is not a Business Day) of the month following the month in which interest accrues on the Note (without any additional payment of interest or earnings thereon in respect of any delay.

[Subordination of the Class [      ] Notes

On each Payment Date, the holders of any higher ranking Class of Notes will have a preferential right to receive amounts of interest and principal due to them on that Payment Date before any payments are made on any Class of Notes subordinate to that Class. As a result, the yields to maturity and the aggregate amount of payments on the Class [     ] Notes will be more sensitive than the yields of higher ranking Notes to the rate of delinquencies and defaults on the Mortgage Loans.

As more fully described herein, the principal portion of Realized Losses on the Underlying Securities will be allocated first to the lower ranking Classes of Subordinate Notes, then to the Class [    ] Notes, then to the Class [    ] Notes, and then to the Class [    ] Notes, in that order, until the Class Note Principal Amount of each Class has been reduced to zero, before any Realized Losses will be allocated to the Senior Notes. The interest portion of Realized Losses will reduce the amount available for payment on the related Payment Date to the lowest ranking Class or Classes of Notes outstanding on that date.]

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses).  The weighted average lives of the Offered Notes will be influenced by, among other things, the rate at which principal on the related Underlying Securities is paid, which may be in the form of scheduled amortization and the amount of excess interest applied in reduction of the Note Principal Amounts of the Offered Notes.

Prepayments on mortgage loans are commonly measured relative to a [       ] prepayment standard or model. The model used in this prospectus supplement for the Underlying Securities (“[       ]”) is [       ], which represents [       ].

[       ] does not purport to be either a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any securities or pool of mortgage loans, including the Underlying Securities to be included in the Trust or the Underlying Mortgage Loans.

The tables set forth on Annex C to this prospectus supplement were prepared based on the following modeling assumptions:

[Provide detailed list of all modeling assumptions.]

The actual characteristics and the performance of the Underlying Mortgage Loans will differ from the assumptions used in constructing the tables set forth on Annex C hereto, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the Underlying Mortgage Loans will prepay at a constant rate until maturity, that all of the Underlying Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Underlying Mortgage Loans. Moreover, the diverse remaining terms to maturity and Mortgage Rates of the Underlying Mortgage Loans could produce slower or faster principal payments than indicated in the tables at the various percentages of [       ] specified, even if the weighted average remaining terms to maturity and the weighted average Underlying Mortgage Rates of the Mortgage Loans are as assumed.  Any difference between such assumptions and the actual characteristics and performance of the Underlying Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the [    ] Notes to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of [       ].

Subject to the foregoing discussion and assumptions, the tables set forth on Annex C hereto indicate the weighted average lives of the [    ] Notes and set forth the percentages of the initial Class Principal Amounts of the [    ] Notes that would be outstanding after each of the Payment Dates shown at various percentages of [       ].

The weighted average life of a [    ] Note is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the [    ] Note to the related Payment Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

Material Federal Income Tax Considerations

Tax Classification of the Trust and of the Notes

In the opinion of [     ], assuming compliance with the Agreements, for U.S. federal income tax purposes, the Notes will be classified as debt instruments. In addition, the Owner Trustee, on behalf of the Trust, will agree, and beneficial owners of the Notes will agree by their purchase of Notes, to treat the Notes as debt instruments for U.S. federal income tax purposes.

In the opinion of [     ], assuming compliance with the Agreements, for U.S. federal income tax purposes, the Trust will not be classified as an association taxable as a corporation, a publicly traded partnership or a taxable mortgage pool.

Tax Consequences to Holders of the Notes

Interest Income on the Notes.  The Notes may be treated as having been issued with OID. The beneficial owner of a note must include any OID with respect to such note in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives any cash currently attributable to such OID. See “Material Federal Tax Considerations—Taxation of Securities Treated as Debt Instruments—Election to Treat All Interest as OID” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount or bond premium, if any, will be a rate equal to [     ]% of CPR with respect to the Underlying Securities. See “Yield, Prepayment and Weighted Average Life” above. No representation, however, is made as to the rate at which principal payments or recoveries on the underlying securities actually will occur.

Possible Alternative Treatments of the Notes.  If, contrary to the opinion of [     ], the IRS successfully asserted that a class of notes did not represent debt instruments for U.S. federal income tax purposes, those notes might be treated as equity interests in the trust. If a class of notes represented equity in the trust, payments of interest on that class of notes to a foreign person generally would be subject to U.S. tax and withholding requirements.

State and Local Income Tax Considerations

In addition to the federal income tax consequences described under “Material Federal Income Tax Considerations” above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the offered securities. State and local  income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

Legal Investment Considerations

[The Offered Notes will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Offered Notes.]

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors are encouraged to consult their own legal advisors to determine whether and to what extent the Offered Notes may be purchased by them.  See “Legal Investment Considerations” in the Prospectus.

Use of Proceeds

The net proceeds from the sale of the Offered Notes will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Underlying Securities [and the repayment of any financing][and the funding of the Pre-Funding Amount]. The Underlying Securities will be acquired by the Depositor from the Seller in a privately negotiated transaction.

ERISA Considerations

A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code should carefully review with its legal advisors whether the purchase or holding of Notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See “ERISA Considerations” in the accompanying Prospectus.

Underwriting

Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter(s), the Depositor has agreed to sell to the Underwriter(s), and the Underwriter(s) [has/have] agreed to purchase from the Depositor, all of the Offered Notes [as expressed as a portion of Class Principal Amount or Class Notional Amount, as applicable, as set forth below].

[Provide the allocation among the Underwriter(s).]

The distribution of the Offered Notes by the Underwriter(s) will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter(s) may effect the transactions by selling the Notes to or through dealers, and the dealers may receive from the Underwriter(s), for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter(s) and any dealers that participate with the Underwriter(s) in the distribution of the Notes may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Act. The Underwriting Agreement provides that the Depositor will indemnify the Underwriter(s) against certain civil liabilities, including liabilities under the Act.

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[    ].

[         ] has entered into an agreement with the Depositor to purchase the Class [     ] Notes simultaneously with the purchase of the Offered Notes, subject to certain conditions.

Lehman Brothers Inc. is an affiliate of the Depositor [and the Seller].

Legal Matters

Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriter by [McKee Nelson LLP, Washington, D.C.] [Dechert LLP, New York, New York].

Ratings

It is a condition to the issuance of the Offered Notes that they have the applicable rating or ratings by [    ], [    ] and [    ] indicated under “Initial Note Ratings” in the table on page S-1.

The ratings of “AAA” and “Aaa” are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Offered Notes of distributions in the amount of scheduled payments on the Underlying Securities. The rating takes into consideration the characteristics of the Underlying Mortgage Loans and the structural and legal aspects associated with the Offered Notes. The ratings do not take into consideration any of the tax aspects associated with the Offered Notes. The ratings on the Offered Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Notes might suffer a lower than anticipated yield due to prepayments.

[The ratings do not address the likelihood that any Basis Risk Shortfall or Unpaid Basis Risk Shortfall will be paid to Noteholders.]

There will be no arrangements to have the ratings monitored while the Notes are outstanding.

The security ratings assigned to the Offered Notes should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Offered Notes by any rating agency other than those described above; there can be no assurance, however, as to whether any other rating agency will rate the Offered Notes or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Notes could be lower than the respective ratings assigned by the Rating Agencies described above.

Glossary of Defined Terms

Accrual Period	For each class of [ ] and each Payment Date, the period beginning on [ ] and ending on [ ].
Administration Agreement	The administration agreement dated as of [ ], among [ ].
Applied Loss Amount

For any Payment Date, after giving effect to all Realized Losses incurred with respect to the Underlying Securities during the related Collection Period and payments of principal on such Payment Date, the amount by which the [    ] exceeds [     ].

Basis Risk Payment

For any Payment Date, the sum of (1) any Basis Risk Shortfall for such Payment Date, (2) any Unpaid Basis Risk Shortfall for such Payment Date and (3) any Required Reserve Fund Amount (as specified in the Transfer and Collection Agreement) for such Payment Date.

Basis Risk Reserve Fund	A reserve fund into which any amount of [ ] is deposited in order to pay Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls.
Basis Risk Shortfall

For each Payment Date and any class of [     ], the amount, if any, by which the amount calculated under the applicable Interest Rate formula exceeds the amount calculated under the applicable Net Funds Cap for such class.

BBA	The British Bankers’ Association.
Beneficial Owner	Any person acquiring an interest in a Book-Entry Note.
Book-Entry Notes	The Notes, other than any Definitive Note.
Business Day	Generally any day other than a Saturday or Sunday or a day on which banks in [ ] are closed.
Cap Contract	A limited recourse notional principal contract.
Carryforward Interest	For any class of [ ] and any Payment Date, the sum of [ ].
Certificate Account	The note account maintained by or on behalf of the Trust Administrator for the benefit of the Trust and the Holder.
Class Principal Amount	For any class of [ ], the aggregate of the Note Principal Amounts of all notes of that class.
Clearstream Luxembourg	Clearstream Banking Luxembourg.
Clearstream Luxembourg Participants	Participating organizations that utilize the services of Clearstream Luxembourg.
Closing Date	[ ]
Code	The Internal Revenue Code of 1986, as amended.
Collection Period

For any Payment Date, the [      ] period beginning on the [      ] day of the [      ] month immediately preceding the month in which such Payment Date occurs and ending on the [      ] day of the month in which such Payment Date occurs.

Current Interest	For any class of [ ] and any Payment Date, the aggregate amount of interest accrued at the applicable Interest Rate during the [ ].
Cut-off Date	[ ]
Cut-off Date Balance	The Security Principal Balances of the Mortgage Loans as of the Cut-off Date.
Deferred Amount	For each Payment Date and for each class [ ], the amount by which [ ].
Definitive Note	A physical note representing any Note.
Deposit Date	The Business Day immediately preceding each Payment Date.
Designated Telerate Page

The Moneyline Telerate Service page 3750, or such other page as may replace page 3750, or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars.

Disclosure Documents	The prospectuses attached hereto as Annex [B] relating to each of the Underlying Securities, as applicable.
DTC	The Depository Trust Company.
ERISA	The Employee Retirement Income Security Act of 1974, as amended.
ERISA Restricted Offered Note	An Offered Note which does not have a rating of BBB- or above or Baa3 or above at the time of its acquisition by a Plan.
Euroclear	The Euroclear System.
Euroclear Participants	Participating organizations that utilize the services of Euroclear.
Global Securities	The globally offered Notes.
Holder	The holder of any Note or Ownership Certificate.
Indenture	The indenture dated as of [ ], among [ ].
Indenture Default	The events of default under the Indenture as described under “The Trust Agreement, Indenture and Administration Agreement—Certain Matters under the Agreement.”
Indenture Trustee	[ ], or any successor thereto.
Index	The index applicable to any Underlying Security, based on [ ].
Interest Rate	[ ]
Interest Remittance Amount	For any Payment Date and any Pool, an amount equal to [ ].
IRS	The Internal Revenue Service.
Issuing Entity	[ ]
LIBOR	The London Interbank Offered Rate.
LIBOR Business Day	Any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.
LIBOR Determination Date	The [ ] LIBOR Business Day preceding the commencement of each Accrual Period.
Maturity Date	The Payment Date in [ ].
Maximum Interest Rate	[ ]
Monthly Excess Cashflow	For any Payment Date, [ ].
Monthly Excess Interest	Any remaining Interest Remittance Amounts from [ ].
Net Funds Cap	For each Payment Date , an annual rate equal to [ ].
Note Payment Account	A note payment account maintained by [ ] on behalf of the Noteholders.
Note Principal Amount

For any [     ] as of any Payment Date, its initial Note Principal Amount as of the Closing Date, as reduced by all amounts previously distributed on that Notes in respect of principal prior to such Payment Date.

Noteholder	Any person acquiring a beneficial ownership interest in any Note.
Notes	The [ ].
Offered Notes	The Class [ ,] Class [ ] and Class [ ]Notes.
OID	Original issue discount.
One-Month LIBOR	The average of the interbank offered rates for one-month U.S. dollar deposits in the London market.
One-Year CMT

The weekly average yield on United States treasury security adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15(519) and most recently available as of the date 45 days before the related Adjustment Date.

Optimal Interest Remittance Amount	For each Payment Date, the product of [ ].
Ownership Certificate	The single ownership certificate that evidences the equity ownership in the Trust.
Owner Trustee	[ ], or any successor thereto.
Participant	Participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.
Payment Date	[ ]
Plan	Any employee benefit plan or other retirement arrangement that is subject to ERISA or to Section 4975 of the Code.
Pool	[ ]
Pool Balance	For any Pool as of any date of determination, the aggregate of the Security Principal Balances of the Underlying Securities in such Pool as of such date.
Principal Payment Amount	For any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the amount, if any, by which [ ].
Principal Payment Amount	For each Pool for any Payment Date, an amount equal to [ ].
Principal Remittance Amount	For each Pool and for any Payment Date, an amount equal to [ ].
Priority Class or Classes	The Class or Classes of Notes at any time outstanding that has the highest priority of payment of interest.
PTCE 95-60	Prohibited Transaction Class Exemption 95-60.
PTE	A Prohibited Transaction Exemption granted by the U.S. Department of Labor.
Purchase Price	An amount equal to the sum of [ ].
Rating Agencies	Each of [ ].
Realized Loss	For any Underlying Security, the [amount designated or specified as a “Realized Loss” by the related Underlying Trustee].
Relevant Depositary	[ ] as depositary for Clearstream Luxembourg, and [ ] as depositary for Euroclear, individually.
Sale and Assignment Agreement	The securities sale and assignment agreement dated as of [ ], between the Seller and the Depositor.
Securities	Collectively, the Notes and the Ownership Certificate.
Securities Act	The Securities Act of 1933, as amended.
Securityholder	A holder of any Security.
Security Principal Balance

For any Underlying Security as of any date of determination, an amount generally equal to its outstanding principal balance as of the Cut-off Date after giving effect to payments due on or before such date, whether or not received, as reduced by all principal payments received on or before the last day of the Collection Period immediately preceding such date of determination.

Seller	[ ]
Series	Each Underlying Trust Fund, as set forth under “Description of the Trust Property” in this prospectus supplement.
Six-Month LIBOR	The average of the interbank offered rates for six-month U.S. dollar deposits in the London market, calculated as provided in the related mortgage note.
Six-Month LIBOR Mortgage Loans	Adjustable Rate Mortgage Loans providing for semi-annual adjustment of the related Mortgage Rate based on Six-Month LIBOR.
SMMEA	The Secondary Mortgage Market Enhancement Act of 1984, as amended.
Stepdown Date	The earlier of (x) [ ] or (y) [ ].
Subsequent Recovery	Any amount designated as a “Subsequent Recovery” by the related Underlying Trustee with respect to an Underlying Security for which a Realized Loss has been incurred for such Underlying Security.
Target Amount	For any Payment Date, an amount equal to [ ].
Tax Counsel	[ ]
Transfer and Collection Agreement	The transfer and collection agreement dated as of [ ], among [ ].
Trust	The statutory trust created pursuant to the Trust Agreement.
Trust Accounts	The Note Payment Account, [the Trust Administration Account], the Basis Risk Reserve Fund and [ ].
[Trust Administration Account]	[The trust administration account maintained by the Trust Administrator for the benefit of the Noteholders.]
Trust Agreement	The trust agreement dated as of [ ], among [ ].
Trust Estate	The Underlying Securities and other assets of the Trust and proceeds therefrom.
Underlying Mortgage Loans

The [conventional, adjustable and fixed rate, fully amortizing and balloon, first and second lien [residential][multifamily][mixed residential/commercial][commercial] mortgage loans] included in the Underlying Trust Funds.

Underlying Originators	Each of the originators that originated the Underlying Mortgage Loans, as set forth under “Underwriting Guidelines” in this prospectus supplement.
Underlying Securities	Each of the securities constituting the Trust Property as set forth under “Description of the Trust Property” in this prospectus supplement.
Underlying Servicers	Each of the servicers responsible for servicing the Underlying Mortgage Loans, as set forth under “The Underlying Servicers” in this prospectus supplement.
Underlying Trust Funds	Each trust fund underlying each Underlying Security.
Underlying Trustees	Each trustee underlying each Underlying Trust Fund.
Underwriter	[ ]
Underwriting Agreement	Collectively, the underwriting agreement and the terms agreement between the Depositor and the Underwriter.
Unpaid Basis Risk Shortfall

For any class of [     ] on any Payment Date, the aggregate of all Basis Risk Shortfalls for such class remaining unpaid from all previous Payment Dates, together with interest thereon at the applicable Interest Rate, computed without regard to the applicable Net Funds Cap, but limited to a rate no greater than [    ].

[The following Annexes are incorporated by reference
into this prospectus supplement.]

 Annex A:
Payment Date Statements

 Annex B:
Disclosure Documents

 Annex C:
Principal Amount Decrement Tables

Percentage of Initial Class Note Principal Amount of the Offered Notes
Outstanding at the Following Percentages of [   ]

	Class [ ] Notes
Payment Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%

Weighted Average Life in Years

__________

* Indicates a value between 0.0% and 0.5%.

 Annex [C]:
Available Combinations for Exchange

Original Notes				Exchangeable Notes
Mortgage Pool	Original Class	Original Balance(1)	CUSIP Number	Exchange Class	Maximum Original Class Principal Balance	Interest Type	Principal Type(2)	Summary Interest Rate Formula	CUSIP Number	Final Payment Date
Combination 1
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Combination 2
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

$[                ]

(Approximate)

SASCO MORTGAGE LOAN TRUST [     ]

Mortgage Backed Notes

Structured Asset Securities Corporation

[Depositor]

[                               ]

[Issuing Entity]

[                               ]

[Sponsor and Seller]

_______________

PROSPECTUS SUPPLEMENT

[                ]

_______________

[Underwriters]

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, [                      ], 20[   ]

PROSPECTUS SUPPLEMENT

(To Prospectus dated [               ])

$[              ] (Approximate)

STRUCTURED ASSET SECURITIES CORPORATION

Mortgage Pass-Through Certificates, Series [      ]

[                        ]

[                        ]

Sponsor and Seller

Issuing Entity

Structured Asset Securities Corporation

Depositor

______________________________

Consider carefully the risk factors beginning on page S-[   ] of this prospectus supplement and on page [   ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary beginning on page S-[   ] in this prospectus supplement and the index of principal terms on page [   ] in the prospectus.

The certificates will represent interests in the issuing entity only and will not represent interests in or obligations in the sponsor, the depositor or any of their affiliates or any other party.

This prospectus supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.

The issuing entity will issue certificates including the following classes offered hereby:

●   [      ] classes of senior certificates

●   [      ] classes of subordinate certificates

The classes of certificates offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, in the table under “The Offered Certificates” on page S-[   ] of this prospectus supplement.  This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table on page S-[   ] and not to the other classes of certificates that will be issued by the issuing entity as described in this prospectus supplement.

Distributions on the offered certificates will be payable [       ], as described in this prospectus supplement.  The first expected distribution date will be [        ].  Credit enhancement for the offered certificates includes [describe any credit enhancement].  [Amounts payable under [describe any derivative agreements] provided by [    ] will be applied to [describe purpose of derivative agreement(s)].]  [The Class [   ] Certificates will be exchangeable for certain other classes of certificates, as described in this prospectus supplement.]

[Describe assets of the issuing entity.]  [After the closing date of this transaction, but before [     ], the issuing entity may acquire additional underlying securities as described at “Description of the Trust Fund Property—Conveyance of Subsequent Underlying Securities” in this prospectus supplement.]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

[Describe underwriting arrangements.]

On or about [         ], delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of [    ].

[Underwriters]

The date of this prospectus supplement is [             ]

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates.

The information presented in this prospectus supplement is intended to enhance the general terms of the accompanying prospectus.  You should rely on the information in this prospectus supplement for the specific terms of the certificates and the offering.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with any other information.

We are not offering the certificates in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

_____________________

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

_____________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

Tables of Contents

Prospectus Supplement

Page


The Offered Certificates

S-1

Summary of Terms

S-3

Risk Factors

S-14

Glossary

S-27

Description of the Certificates

S-27

General

S-27

Book-Entry Registration

S-28

Distributions of Interest

S-31

[Determination of LIBOR

S-32

Distributions of Principal

S-32

Credit Enhancement

S-33

[The Residual Certificate

S-35

[Supplemental Interest Trust

S-35

Optional Purchase of the Underlying Securities

S-36

Fees and Expenses of the Trust Fund

S-36

Description of the Trust Fund Property

S-37

General

S-37

[The Underlying Mortgage Loans

S-41

[Conveyance of Subsequent Underlying Securities

S-42

Static Pool Information

S-43

Legal Proceedings

S-43

Affiliations

S-44

Additional Information

S-44

[Underwriting Guidelines]

S-45

[Originator Names]

S-45

[    ] Underwriting Guidelines

S-45

General Underwriting Guidelines

S-45

[The Underlying Servicers]

S-45

[General

S-45

Administration of the Trust Fund

S-46

Servicing and Administrative Responsibilities

S-46

Trust Accounts

S-48

Example of Distributions

S-48

The Trust Agreement

S-49

General

S-49

The Issuing Entity

S-49

The Trustee

S-50

[The Securities Administrator

S-51

Assignment of the Underlying Securities

S-51

Representations and Warranties

S-51

Custody of the Underlying Securities

S-52

Certain Matters Under the Trust Agreement

S-52

Reports to Certificateholders

S-56

Voting Rights

S-57

Yield, Prepayment and Weighted Average Life

S-58

General

S-58

[Subordination of the Class [      ] Certificates

S-60

Weighted Average Life

S-60

Material Federal Income Tax Considerations

S-61

General

S-61

[Residual Certificates

S-62

Legal Investment Considerations

S-62

Use of Proceeds

S-63

ERISA Considerations

S-63

Underwriting

S-63

Legal Matters

S-64

Ratings

S-64

Glossary of Defined Terms

S-65

Annex A:  Distribution Date Statements

S-1

Annex B:  Disclosure Documents

S-1

Annex C:  Principal Amount Decrement Tables

S-1


The Offered Certificates

The certificates consist of the [class(es)] of certificates listed in the tables below[, together with the Class [       ] Certificates].  Only the classes of certificates listed in the tables below are offered by this prospectus supplement.

Class	[Related Mortgage Pool(s)]	Class Principal or Notional Amount(1)	Initial Interest Rate(2)	Summary Interest Rate Formula (until Initial Optional Termination Date)(3)	Summary Interest Rate Formula (after Initial Optional Termination Date)(3)	Principal Type	Interest Type	Initial Certificate Ratings
								[Name of Rating Agency]	[Name of Rating Agency]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Summary Description of Interest Rate]	[Insert Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Summary Description of Interest Rate]	[Insert Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Summary Description of Interest Rate]	[Insert Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]

(1)

These balances are approximate, as described in this prospectus supplement.

(2)

Reflects the interest rate as of the closing date.

(3)

Reflects the summary interest rate formula [to be described as applicable].

The offered certificates will also have the following characteristics:

Class	Record Date	Delay / Accrual Period	Interest Accrual Convention	Final Scheduled Distribution Date	Expected Final Scheduled Distribution Date	Minimum Denominations	Incremental Denominations	CUSIP Number
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Summary of Terms

•

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the certificates, you should carefully read this entire prospectus supplement and the accompanying prospectus.

•

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•

Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included in this prospectus supplement.

•

[Whenever we refer to a percentage of some or all of the underlying securities in the trust fund [or in any pool], that percentage has been calculated on the basis of the total security principal balance of those underlying securities as of [        ], unless we specify otherwise.  We explain in this prospectus supplement under “Description of the Certificates – Distributions of Principal” how the security principal balance of an underlying security is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any underlying security or securities, we mean the total of their security principal balances determined by that method, unless we specify otherwise.]

Parties

Sponsor and Seller

[       ] will sell the underlying securities to the depositor.

Depositor

Structured Asset Securities Corporation, a Delaware special purpose corporation, will sell the underlying securities to the issuing entity. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 526-7000.

Issuing Entity

[       ].

Trustee

[       ].

[Securities Administrator

[       ] will be responsible for preparing monthly distribution statements and certain tax information for investors and certain tax filings for the trust fund.]

[Certificate Insurer

[   ] will provide a certificate guaranty insurance policy for [    ] Certificates.

[[Swap] [Cap] Counterparty

[       ].]

[Affiliations

[If the sponsor, depositor or issuing entity is an affiliate of any trustee, or any other transaction party, disclose such here. Also, disclose any other affiliations among transaction parties.]]

The Certificates

The certificates offered by this prospectus supplement will be issued with the initial approximate characteristics set forth under “The Offered Certificates” in the table on page S-[   ].

[The offered certificates will be issued in book-entry form.  The minimum denominations and the incremental denominations of each class of offered certificates are set forth in the table on page S-[   ].]

The certificates represent ownership interests in a trust fund, the assets of which will consist primarily of [describe assets of the trust fund] having a total principal balance as of the cut-off date, which is [       ], of approximately $[       ].  [In addition, [the supplemental interest trust] will hold an [interest rate swap agreement] for the benefit of the certificateholders.]

[The underlying securities to be included in the trust fund will be divided into [       ] pools: [name pools].  [Describe pool assets].

[Payments of principal and interest on the Class [       ] Certificates will be based primarily on collections from the pool [    ] assets.  Payments of principal and interest on the Class [       ] Certificates will be based primarily on collections from the pool [    ] assets. Payments of principal and interest on the Class [       ] Certificates will be based on collections from [both / all] pools as described herein.]

The rights of holders of the Class [     ] Certificates to receive payments of principal and interest will be subordinate to the rights of the holders of certificates having a senior priority of payment, as described in this Summary of Terms under “—Enhancement of Likelihood of Payment on the Certificates—Subordination of Payments” below.  We refer to the Class [     ] Certificates collectively as “subordinate” certificates.  We refer to the Class [       ] Certificates collectively as “senior” certificates.

[The Class [     ] and Class [     ] Certificates are exchangeable for certain other classes of senior certificates in the combinations identified on Annex [   ] to this prospectus supplement.]

[The Class [    ] Certificates will be entitled to receive any monthly excess cashflow remaining after required distributions are made to the offered certificates.]

[The Class [       ] Certificates are not offered by this prospectus supplement.]

The offered certificates will have an approximate total initial principal amount of $[       ]. Any difference between the total principal amount of the offered certificates on the date they are issued and the approximate total principal amount of the offered certificates as reflected in this prospectus supplement will not exceed 5%.

Payments on the Certificates

Principal and interest on each class of the certificates will be payable on the [25th] day of each month, beginning in [     ].  However, if the [25th] day is not a business day, payments will be made on the [next] business day after the [25th] day of the month.

Interest Payments

Amounts Available for Interest Payments

Interest will accrue on each class of offered certificates at the applicable annual rates described below:

•

Class [       ] Certificates: [describe interest rate and any applicable caps or limitations].

[If the option to purchase the underlying securities is not exercised by the [     ] on the initial optional termination date as described under “—The Underlying Securities—Optional Purchase of the Underlying Securities” below, then with respect to the next distribution date and each distribution date thereafter, the applicable annual rate will be increased to [describe changes in the interest rate].

See “—The Underlying Securities —Optional Purchase of the Underlying Securities” below.

[You will receive from each pool of underlying securities only the payments of interest that the component parts of your class of certificates that relate to that pool are entitled to receive.  As described in this prospectus supplement, you may receive less than you are entitled to from any particular pool of underlying securities if those underlying securities do not generate enough interest in any particular month to pay interest due.]

[The Class [   ] Certificates are principal-only certificates and will not be entitled to payments of interest.]

See “Description of the Certificates – Distributions of Interest” in this prospectus supplement.

Priority of Interest Payments

In general, on each distribution date, the interest remittance amount, which is the amount of interest collected from the underlying securities during the collection period related to the distribution date minus the amount of any [trustee fees], will be distributed in the following order of priority:

first, [to the Class [   ] Certificates, the amount of [   ]];

second, [to the Class [   ] Certificates, the amount of [   ]]; and

[   ], [any remaining interest after payments as described above will be paid to the certificates as [excess interest]].

[The Interest Rate Swap Agreement/Cap Agreement

[   ] will enter into an [interest rate swap agreement/cap agreement] with [       ], as [swap/cap] counterparty.  Under the [interest rate swap agreement/cap agreement], [describe swap agreement].

See [   ] in this prospectus supplement.]

[A graphic illustration of the interest payment priority to be provided to the extent such graphic enhances the disclosure of the interest payment priority.]

Principal Payments

Amounts Available for Principal Payments

The amount of principal payable on the [   ] certificates will be determined by (1) formulas that allocate portions of principal payments received on the underlying securities between [pools] [different certificate classes], (2) funds received on the underlying securities that are available to make payments on the certificates, (3) [the application of excess interest from each pool to pay principal on the certificates and (4) [the amount of principal received on the underlying securities that is released to the residual certificate, calculated as described in this prospectus supplement].

Priority of Principal Payments

In general, on each distribution date, the principal remittance amount, which is the amount of principal collected from the underlying securities during the collection period related to the distribution date, minus the amount of any [expenses of the trustee][other expenses], will be distributed in the following order of priority:

first, [to the Class [   ] Certificates, the amount of [   ]];

second, [to the Class [   ] Certificates, the amount of [   ]]; and

[   ], [any remaining principal after payments as described above will be paid to the certificates as [excess cashflow]].

[A graphic illustration of principal payment priority to be provided to the extent such graphic enhances the disclosure of the principal payment priority.]

Trigger Events

The manner of allocating payments of principal on the underlying securities will differ, as described above, depending upon the occurrence of several different events or triggers:

•

[describe any applicable events or triggers];

See “Description of the Certificates — Distributions of Principal” and “Glossary of Defined Terms” in this prospectus supplement.

Limited Recourse

The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund.  The trust fund will have no other source of cash other than collections on the underlying securities [and] [if applicable, describe any cap or derivatives providing support] [if applicable, describe any certificate guaranty insurance policy].  No other entity will be required or expected to make any payments on the certificates [other than [   ] with respect to the guaranty insurance policy].

Exchangeable Certificates

On each distribution date when exchangeable certificates are outstanding, principal distributions from the applicable related certificates are allocated to the related exchangeable certificates that are entitled to principal.  The payment characteristics of the classes of exchangeable certificates will reflect the payment characteristics of their related classes of regular certificates. Annex [   ] shows the characteristics of the exchangeable certificates and the combinations of certificates and exchangeable certificates.

See “Description of the Certificates—Exchangeable Certificates—Procedures" in this prospectus supplement and "Description of the Securities—Exchangeable Securities" in the prospectus for a description of exchangeable certificates and exchange procedures and fees.

Enhancement of Likelihood of Payment on the Certificates

The payment structure of this securitization includes [forms of credit enhancement to be described as applicable].  [The [   ] certificates will [be insured by a] [not be insured by any] financial guaranty insurance policy.]  [Provide name of any financial guaranty insurance policy]

See “Risk Factors – Potential Inadequacy of Credit Enhancement” and “Description of the Certificates – Credit Enhancement” in this prospectus supplement for a detailed description of the forms of credit enhancement available to the certificates.

[Subordination of Payments

Payments of interest and principal will each be made to holders of each class of offered certificates before payments are made to the holder of the [REMIC] residual certificate.  In addition, certificates with an “A” in their class designation will have a payment priority as a group over other certificates.  Class [   ] certificates will have a payment priority over class [   ] certificates, and class [   ] certificates will have a payment priority over class [   ] certificates.

These payment priorities are intended to increase the likelihood that the holders of class [  ] certificates and, to a lesser extent, the holders of class [  ] certificates, will receive regular payments of interest and principal.

See “Description of the Certificates – Credit Enhancement – Subordination” in this prospectus supplement.]

[Allocation of Losses

As described in this prospectus supplement, amounts representing realized losses on the underlying securities (to the extent that those losses exceed excess interest and any overcollateralization, as described in this prospectus supplement) will be applied to reduce the principal amount of the [    ] class of certificates still outstanding that has the lowest payment priority, until the principal amount of that class of certificates has been reduced to zero.  For example, losses in excess of overcollateralization and excess interest will first be allocated in reduction of the principal amount of the Class [    ] Certificates until it is reduced to zero, then in reduction of the principal amount of the Class [    ] Certificates until it is reduced to zero.  If a loss has been allocated to reduce the principal amount of a [   ] certificate, it is unlikely that investors will receive any payment in respect of that reduction [except in the case of those certificates covered by the guaranty insurance policy as described below].

[A graphic illustration of allocation of losses to be provided to the extent such graphic enhances the disclosure of the allocation of losses.]

See “Description of the Certificates – Credit Enhancement – Application of Realized Losses” in this prospectus supplement.]

[Excess Interest

The underlying securities bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the [    ] certificates and [   ].  This “excess interest” received from the underlying securities each month will be available to absorb realized losses applied to the underlying securities and to maintain the required level of overcollateralization.

In general, on each distribution date, any excess interest will be distributed in the following order of priority:

first, [to the Class [   ] Certificates, the amount of [   ]];

second, [to the Class [   ] Certificates, the amount of [   ]]; and

[   ], [any remaining excess interest after payments as described above will be paid to the [residual] certificates.

[A graphic illustration of any excess interest distribution to be provided to the extent such graphic enhances the disclosure of the application of excess interest.]

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Credit Enhancement—Excess Interest” in this prospectus supplement.]

[Overcollateralization

On the closing date, the total principal balance of the underlying securities in the trust is expected to exceed the total principal amount of the certificates by approximately $[    ], which represents [    ]% of the total principal balance of the underlying securities in the trust fund as of [    ].  This condition is referred to in this prospectus supplement as “overcollateralization.”  Thereafter, to the extent described in this prospectus supplement, a portion of excess interest may be applied to pay principal on the certificates to the extent needed to maintain the required level of overcollateralization.  We cannot, however, assure you that sufficient interest will be generated by the underlying securities to maintain any level of overcollateralization.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Credit Enhancement—Overcollateralization” in this prospectus supplement.]

[Limited Cross-Collateralization

Under certain limited circumstances, principal payments on the underlying securities in [a pool] may be distributed as principal to holders of the [   ] certificates corresponding to [another pool or pools].

If the [   ] certificates relating to one pool have been retired, then principal payments on the underlying securities relating to the retired [   ] certificates will be distributed to the remaining [   ] certificates of the other [pool or pools], if any, before being distributed to the [   ] certificates.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Distributions of Principal” in this prospectus supplement.]

[Interest Rate Swap Agreement

Any net swap payment received under the [interest rate swap agreement] will be applied to pay interest shortfalls, maintain overcollateralization and cover losses, as described in this prospectus supplement.

See “Description of the Certificates—Supplemental Interest Trust—Interest Rate Swap Agreement” and “—Application of Deposits and Payments Received by the Supplemental Interest Trust” in this prospectus supplement.]

[[Certificate] [Pool] Insurance Policy

The [   ] [certificate][pool] guaranty insurance policy will guarantee certain interest and principal payments to holders of [   ] Certificates under the instances described in this prospectus supplement.  [No other classes of certificates will benefit from the certificate guaranty insurance policy.]

For information about [   ] and for a more detailed discussion of the [   ] guaranty insurance policy, see “The [Certificate] [Pool] Insurance Policy” in this prospectus supplement.

Fees and Expenses

Before payments are made on the certificates, the trustee will be paid a monthly fee calculated either as [    ]% annually.

[In addition, the [securities administrator] will be paid [   ] [before/after] payments are made on the certificates.]

In each case, the fees described above will be paid to the related party from amounts received on the underlying securities, before payments of any amounts to certificateholders. The [trustee’s] fees will be paid prior to the payment of other fees. [The [other parties] will be paid their fees simultaneously on a proportionate basis.]

Expenses of the trustee [and the securities administrator] will be reimbursed [before/after] payments are made on the certificates.

Final Scheduled Distribution Date

The final scheduled distribution date for the offered certificates will be the applicable distribution date specified in the table on page S-[   ].  The final scheduled distribution date for the [      ] certificates is based upon [      ].  The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially earlier, than the applicable final scheduled distribution date.

[The NIMS Insurer

One or more insurance companies, referred to herein collectively as the NIMS Insurer, may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust or other special purpose entity and secured by all or a portion of the [   ] Certificates.  In that event, the NIMS Insurer will be able to exercise rights which could adversely affect certificateholders.

We refer you to “Risk Factors—Rights of the NIMS Insurer May Affect Certificates” in the prospectus for additional information concerning the NIMS Insurer.]

The Trust Fund Property

On the closing date, which is expected to be on or about [     ], the assets of the trust fund will consist primarily of [one pool] [pools of] [describe pool(s)] [    ] underlying securities with a total principal balance as of the cut-off date of approximately $[    ], from [   ] underlying trust funds.

Each class of underlying securities will be backed primarily by [residential] [commercial] mortgage loans secured by [mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages].

The depositor expects that the underlying securities will constitute the following classes and will have the following approximate characteristics as of the cut-off date:

Underlying Securities Summary

Underlying Security Series	Underlying Security Class	Cut-off Date Class Principal or Notional Amount	Cut-off Date Interest Rate	Summary Interest Rate Formula (until related Underlying Optional Termination Date)	Summary Interest Rate Formula (after related Underlying Optional Termination Date)	Underlying Security Principal Type	Underlying Security Interest Type	Underlying Cut-off Date Security Ratings
								[Name of Rating Agency]	[Name of Rating Agency]
[ ] Series [ ]	Class [ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
[ ] Series [ ]	Class [ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
[ ] Series [ ]	Class [ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]

[The mortgage loans underlying the underlying securities were generally originated or acquired in accordance with underwriting guidelines that are [less strict than][in accordance with] Fannie Mae and Freddie Mac guidelines. [As a result, the related mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards.]]

[The underlying securities held by the trust fund will not be insured or guaranteed by any government agency.]

[See “Description of the Trust Fund Property—the Underlying Securities” and “—the Underlying Mortgage Loans” in this prospectus supplement.]

[Servicing of the Underlying Mortgage Loans

[Approximately [   ]% of the underlying mortgage loans will be serviced by [     ].]

See “Description of the Trust Fund Property” and “Trust Fund Property Servicing” in this prospectus supplement.

[The Pre-Funding Arrangement

On the closing date, approximately $[         ], which represents [         ]% of the trust fund property assets, will be deposited by [        ] in a pre-funding account maintained by [          ].  It is intended that additional subsequent underlying securities will be sold to the trust fund by the depositor from time to time, from [       ] until [       ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional underlying securities if applicable.]]

[See “Description of the Trust Fund Property—Conveyance of Subsequent Underlying Securities” in this prospectus supplement.]

Optional Purchase of the Underlying Securities

[               ], [with the prior written consent of [     ], which consent may not be unreasonably withheld,] may purchase the underlying securities and the other assets of the trust fund on or after the initial optional termination date, which is the distribution date following the month in which the total principal balance of the underlying securities [(determined in the aggregate rather than by pool)] declines to less than [   ]% of the initial total principal balance of the underlying securities as of the cut-off date.  If [            ] does not exercise that option, [           ]  may purchase the underlying securities.

[If the underlying securities in any pool and the other assets of the pool are purchased, the certificateholders of the related classes of certificates will be paid [   ].]

[If the option to purchase the underlying securities is not exercised on the initial optional termination date, then, beginning with the next distribution date and thereafter, the interest rates on the offered certificates will be increased as described in the table on page S-[  ].]

See “Description of the Certificates—Optional Purchase of Underlying Securities” in this prospectus supplement for a description of the purchase price to be paid for the underlying securities upon an optional purchase.  [See “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments” in this prospectus supplement for a description of the increased interest rates to be paid on the certificates after the initial optional termination date.]

[Use of Proceeds

The net proceeds from the sale of the offered certificates will be applied by the depositor, or an affiliate thereof, toward the purchase of the underlying securities [and the repayment of any financing][and the funding of the pre-funding amount]. The underlying securities will be acquired by the depositor from the seller in a privately negotiated transaction.]

Tax Status

[To be described as applicable.]

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

[To be provided as applicable.]

ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans.  Because of the complexity of regulations that govern these plans, you are encouraged to consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any certificates.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The certificates will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should also consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Certificates

The certificates offered by this prospectus supplement will initially have the ratings from [       ] set forth in the table on page S-[  ].

See “Ratings” in this prospectus supplement for a more complete discussion of the certificate ratings and “Risk Factors—Ratings on the Securities are Dependent on Assessments by the Rating Agencies” in the prospectus.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered certificates.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

[Risks Related to Distributions on the Underlying Securities]

[The certificates will be paid solely from the distributions received on the underlying securities.  The underlying securities consist of [   ] [   ] “principal-only securities” from [   ] underlying trust funds, which are not entitled to distributions in respect of interest  and [   ] “interest-only securities” from [   ] underlying trust funds, which are not entitled to distributions in respect of principal.  Because distributions of interest on the interest-only underlying securities will be calculated on the basis of notional principal balances which, in turn, are calculated by reference to the outstanding balance of the related underlying mortgage loans or other classes in the related series, a reduction in the outstanding balance of the underlying mortgage loans or such other classes (as a result of prepayments or liquidations of the mortgage loans or otherwise) may significantly reduce (or even extinguish) interest distributions on the interest-only underlying securities.  A substantial portion of the interest-only underlying securities, either because their notional principal balances are based on the balances of underlying mortgage loans having relatively high interest rates or for other reasons, are particularly sensitive to prepayment risk.  Further, an early termination of an underlying trust fund (or of a related pool included therein) as permitted in the related underlying agreement may significantly reduce the aggregate of distributions on the related interest-only underlying securities.

[The principal-only underlying securities (and in particular, the agency mortgage securities), will be sensitive to the rate of payments of principal (including prepayments) of the related underlying mortgage loans and the priorities for distribution of principal among the securities of the related series.]

[The interest-only underlying securities generally are entitled to distributions of interest only for a limited period of time. See “Description of the Trust Fund Property.”]

The rate of payments of principal on the certificates will be related to the rate of interest and principal distributions, if any, on the underlying securities, to the extent that such distributions for any month exceed the amount necessary to pay interest on the certificates at the related interest rate, the fees and expenses of the trust fund and basis risk shortfalls.

[Prospective investors in the certificates should consider that if the aggregate notional principal balance of the interest-only underlying securities is reduced to zero or if the interest-only underlying securities cease accruing interest by their terms while principal-only underlying securities remain outstanding but not in an amount in excess of the outstanding class principal amount of the certificates, there may be no source of funds to pay accrued interest on the certificates.]

Investors are urged to review the descriptions of the underlying securities contained in the disclosure documents.
See “Description of the Trust Fund Property” in this prospectus supplement.
[Interest Rates on the Underlying Securities May Limit Interest Rates on the Certificates]

[The [    ] certificates will accrue interest at an interest rate that adjusts monthly based on the [   ] index plus a specified margin.  However, the interest rates on these [    ] certificates are subject to a limitation, generally based on the weighted average interest rate of the underlying securities, net of certain allocable fees and expenses of the trust fund.  [    ] of the underlying securities to be included in each pool will have interest rates that [either] are [fixed] [or adjust based on a [] index], as described in “Description of the Trust Fund Property—The Indices.”

[The underlying certificates in each pool also have net funds cap limitations on adjustments to their interest rates.  As a result, the [    ] certificates may accrue less interest than they would accrue if their interest rates were solely based on the [   ] index plus the specified margin.]

A variety of factors could limit the interest rates and adversely affect the yield to maturity on, and market value of, the certificates. Some of these factors are described below.
• [Describe different adjustment periods between the certificates and the underlying securities]
• [Describe different indices between the certificates and the underlying securities]
• [Describe a reduction of interest rates on the certificates due to net funds cap limitations]
• [Describe how the recovery of basis risk shortfalls may be limited]
• [Describe any additional interest rate or yield factors that may apply]

See “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments,” “Description of the Certificates—Distributions of Interest” and “—Credit Enhancement—Overcollateralization” in this prospectus supplement.  See also “Risk Factors—Mortgage Loan Interest Rates May Limit Interest Rates on the Variable Rate Securities” in the prospectus.  For a general description of the interest rates of the underlying securities, see “Description of the Trust Fund Property” in this prospectus supplement.]

Risks Related to Potential Inadequacy of Credit Enhancement and Other Support

The [excess interest], [overcollateralization], [subordination], [loss allocation] and [limited cross-collateralization] features, [together with] [[Fannie Mae] [Freddie Mac] guaranties,] [the interest rate swap agreement] [and for the benefit of the [    ] Certificates only, the cap agreement], all as described in this prospectus supplement, are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the underlying securities.

[Excess Interest and Overcollateralization.  On the closing date, the total class principal balance of the underlying securities will exceed the total principal amount of the [    ] certificates by approximately $[    ], which is equal to [    ]% of the total class principal balance of the underlying securities as of the cut-off date.  This excess is referred to in this prospectus supplement as “overcollateralization” and will be available to absorb losses.  We cannot assure you, however, that the underlying securities, [together with amounts available from the interest rate swap agreement,] will generate enough excess interest to maintain this overcollateralization level as set by the rating agencies. The following factors will affect the amount of excess interest that the underlying securities will generate:

• [Describe the effect of prepayments of the underlying securities]
• [Describe defaults, delinquencies and liquidations on the underlying mortgage loans underlying the underlying securities]
• [Describe increases in the index related to any mortgage risk]
• [Describe any additional factors that may apply]

See “Description of the Certificates—Credit Enhancement—Overcollateralization” in this prospectus supplement.  See also “Risk Factors—Potential Inadequacy of Credit Enhancement—Excess Interest and Overcollateralization” in the prospectus.]

[Fannie Mae and Freddie Mac Guaranties.  The assets of the trust include Fannie Mae and Freddie Mac certificates.  Although payments on Fannie Mae and Freddie Mac certificates are guaranteed by those respective agencies, these agencies’ guaranties are not backed by the full faith and credit of the United States.  Neither the United States nor any U.S. agency is obligated to finance or otherwise assist either Fannie Mae or Freddie Mac in any manner.  Therefore, if the Fannie Mae and Freddie Mac certificates do not pay as expected, you might suffer a loss on your investment in the certificates.]

[The Interest Rate Swap Agreement.  Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and repay losses.  However, no amounts will be payable to the supplemental interest trust by the swap counterparty unless the floating amount owed by the swap counterparty on a distribution date exceeds the fixed amount owed to the swap counterparty.  This will not occur except in periods when [   ] (as determined pursuant to the interest rate swap agreement) exceeds the applicable rate of payment owed by the trust fund, which will range from [    ]% to [    ]% per annum on the scheduled notional amount as described in this prospectus supplement. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization, pay interest shortfalls or repay losses on the underlying securities.

See “Description of the Certificates—Supplemental Interest Trust—Interest Rate Swap Agreement” in this prospectus supplement.  See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]

[The Cap Agreement.  Any amounts received under the cap agreement will be applied as described in this prospectus supplement to pay certain interest amounts on the [    ] Certificates resulting from application of the applicable net funds cap. We cannot assure you that any amounts will be received under the cap agreement.

See “Description of the Certificates—Distributions of Interest—The Cap Agreement” in this prospectus supplement.]

[Subordination and Allocation of Losses.  If the applicable subordination is insufficient to absorb losses, then certificateholders will likely incur losses and may never receive all of their principal payments. You should consider the following:

•

if you buy a Class [    ] Certificate and losses on the underlying securities exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ] Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class [    ] Certificates by the amount of that excess;

•

if you buy a Class [    ] Certificate and losses on the underlying securities exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ] and Class [    ] Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class [    ] Certificates by the amount of that excess; and

•

if you buy a Class [    ] Certificate and losses on the underlying securities exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ], Class [    ] and Class [    ] Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class [    ] Certificates by the amount of that excess.

[Losses on the underlying securities will not reduce the principal amount of the senior certificates.]

If overcollateralization is maintained at the required amount and the underlying securities generate interest in excess of the amount needed to pay interest and principal on the certificates, the fees and expenses of the trust fund [and any swap payments owed to the swap counterparty], then excess interest will be used to pay you and other certificateholders the amount of any reduction in the principal amounts of the certificates caused by application of losses. These payments will be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal amount was reduced because of the application of losses.

See “Description of the Certificates—Credit Enhancement—Subordination” and “—Application of Realized Losses” in this prospectus supplement.]

[Limited Cross-Collateralization.  Principal payments on the [    ] certificates will depend, for the most part, on collections on the underlying securities in the related pool. However, the [    ] certificates will have the benefit of credit enhancement in the form of overcollateralization and subordination from [each] pool of underlying securities.  That means that even if the rate of losses on underlying securities in the pool of underlying securities related to any class of senior certificates is low, losses in the unrelated pool[s] may reduce the loss protection for those certificates.]

[Risks Related to the Interest Rate Swap Agreement]

[Any net swap payment payable to the swap counterparty under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce payments of interest on the certificates.  The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the certificates.

In the event that the trust fund, after application of all interest and principal received on the underlying securities, cannot make the required net swap payments to the swap counterparty, a swap termination payment as described in this prospectus supplement will be owed to the swap counterparty.  Any termination payment payable to the swap counterparty in the event of early termination of the interest rate swap agreement will reduce amounts available for distribution to certificateholders.

See “Description of the Certificates—Distributions of Interest,” “—Distributions of Principal” and “—Supplemental Interest Trust” in this prospectus supplement.  See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]

[Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Certificates]

As of the date of this prospectus supplement, the [swap counterparty] [cap counterparty] currently has the ratings described under “Description of the Certificates—Supplemental Interest Trust—The [Swap][Cap] Counterparty.” The ratings of the [    ] certificates are dependent in part upon the credit ratings of the [swap counterparty] [cap counterparty]. If a credit rating of the [swap counterparty] [cap counterparty] is qualified, reduced or withdrawn and the [swap counterparty] [cap counterparty] does not post collateral securing its obligations under the interest rate [swap][cap] agreement or a substitute counterparty is not obtained in accordance with the terms of the interest rate [swap][cap] agreement, the ratings of the [    ] certificates may be qualified, reduced or withdrawn. In that event, the value and marketability of those certificates will be adversely affected.

See “Description of the Certificates—Supplemental Interest Trust—Interest Rate [Swap][Cap] Agreement” in this prospectus supplement.  See also “Risk Factors—Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Certificates” in the prospectus.]

[Special Risks for Certain Classes of Certificates

The [    ] Certificates are [interest-only][principal-only] certificates.  These certificates have yields to maturity (or early termination) – the yield you will receive if you hold a certificate until it has been paid in full – that are highly sensitive to prepayments on the related mortgage loans underlying any series of underlying securities.

If you purchase the [    ] Certificates, you should consider the risk that you may receive a lower than expected yield and may not fully recover your initial investment if the mortgage loans underlying any series of underlying securities experience a [faster][slower] than expected rate of prepayments.  Prepayments on the underlying mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers as described under “Yield, Prepayment and Weighted Average Life” in this prospectus supplement.

Exercise by the an underlying [servicer] of its respective right to purchase the related mortgage loans underlying a series of underlying securities will result in the prepayment of the related class or classes of underlying securities of that series and will adversely affect the yields on the [    ] Certificates.

Exercise by the [residual holder] of its right to purchase the underlying securities, as described under “Description of the Certificates—Optional Termination of the Trust Fund,” will adversely affect the yields on the [    ] Certificates.

See “Yield, Prepayment, and Weighted Average Life” in this prospectus supplement for a description of factors that may affect the sensitivity of these certificates’ yield to maturity.  See also “Risk Factors—Special Risks for Certain Classes of Securities” in the prospectus.]

[Special Default Risk of Second Lien Mortgage Loans]

[Approximately [    ]% of the underlying mortgage loans are secured by second liens on the related mortgaged properties. These second lien mortgage loans are subordinate to the rights of the mortgagee under the related first lien mortgage loans and may present special risks upon default of any second lien mortgage loans.

See “Risk Factors—Special Default Risk of Second Lien Mortgage Loans” and “—Risks Related to Simultaneous Second Liens and Other Borrower Debt” in the prospectus.]
Risks Related to Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage loans underlying each series of underlying securities will be sensitive to prevailing interest rates.  Generally, if prevailing interest rates decline, underlying mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the underlying mortgage loans may decrease.

Borrowers may prepay their underlying mortgage loans in whole or in part at any time; however, approximately [    ]% of the mortgage loans underlying the underlying securities require the payment of a prepayment premium or a lockout fee in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from [    ] to [    ] after origination. These prepayment premiums or lockout fees may discourage borrowers from prepaying their related underlying mortgage loans during the applicable period.

Prepayment of mortgage loans underlying a series of underlying securities will usually result in a payment of principal on the certificates, and, depending on the type of certificate and the price investors paid for that certificate, may affect the yield on that certificate.

[See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Unpredictability and Effect of Prepayments” in the prospectus for a description of factors that may influence the rate and timing of prepayments on the underlying mortgage loans.]

[Risks Related to Mortgage Loans with Interest-Only Payments]

Approximately [    ]% of the underlying mortgage loans provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of [    ] years following origination. Following the applicable interest-only period, the monthly payment with respect to each of these underlying mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the related mortgage interest rate.

The interest-only underlying mortgage loans may present special default and prepayment risks, particularly for certificates purchased at a discount.

See “Yield, Prepayment and Weighted Average Life—General” in this prospectus supplement and “Risk Factors—Risks Related to Mortgage Loans with Interest-Only Payments” and “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.]

Risk of Ineffective Transfer

Each transfer of an underlying security to the sponsor, from the sponsor to the depositor and from the depositor to the trust fund, will be intended to be an absolute and unconditional sale of that underlying security and will be reflected as such in the applicable documents.  However, in the event of insolvency of a prior owner of an underlying security, a trustee in bankruptcy or a creditor of the insolvent party could attempt to recharacterize the sale of that underlying security by the insolvent party as a borrowing secured by a pledge of that underlying security.  Such an attempt, even if unsuccessful, could result in delays in payments on the notes.  If such an attempt were successful, it is possible that the affected underlying securities could be sold in order to liquidate the assets of the insolvent entity.  In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

See “Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments on the Securities” in the prospectus.
Risks Related to Geographic Concentration of Mortgage Loans

Approximately [    ]% of those underlying mortgage loans are secured by properties located in [    ].  The rate of delinquencies, defaults and losses on the underlying mortgage loans may be higher than if fewer of the mortgage loans were concentrated in [    ] because certain conditions in that state will have a disproportionate impact on the underlying mortgage loans in general.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Geographic Concentration of the Mortgage Loans” in the prospectus.
Recent Developments in the Residential Mortgage Market May Adversely Affect the Yields of the Offered Certificates

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the yield on the underlying securities, and consequently, on your certificates.  Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector.  In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation.  A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

[The following two paragraphs apply only if any of the underlying securities are backed by mortgage loans with an adjustable rate feature.]  [Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans.  Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin.  This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates.  A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing.  Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  These events, alone or in combination, may contribute to higher delinquency rates.]

See “Risk Factors—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy.  Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims.  The financial condition of a mortgage lender may also be adversely affected by the increasing rate of delinquencies and defaults on adjustable rate loans.

The inability of an originator to repurchase mortgage loans in the event of breaches of representations and warranties may affect the performance of the underlying securities, and consequently, of the offered certificates.

[The following two paragraphs apply only if the underlying securities are backed by subprime mortgage loans:]  [The mortgage loans which back the underlying securities in the trust fund include subprime mortgage loans, and it is possible that an originator, due to substantial economic exposure to the subprime mortgage market, for financial or other reasons may not be capable of repurchasing or substituting for any defective mortgage loans in the trust fund.  You should consider that the general market conditions discussed above may affect the performance of the mortgage loans backing the underlying securities, and consequently may adversely affect the yield on your certificates.

See “Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” in the prospectus.  See also “Description of the Mortgage Pools” in this prospectus supplement for a description of the characteristics of the mortgage loans and “Origination of the Mortgage Loans and Underwriting Guidelines” for a general description of the underwriting guidelines applied in originating the mortgage loans.]

[The following paragraph applies only if the mortgage loans which back the underlying securities do NOT include subprime loans:]  The mortgage loans which back the underlying securities in the trust fund do not include subprime mortgage loans; however, many originators that underwrite prime or “alt-A” mortgage loans also underwrite subprime mortgage loans and consequently may have exposure to the subprime mortgage market.  You should consider that the general market conditions discussed above may affect the performance of the mortgage loans backing the underlying securities, and consequently may adversely affect the yield on your certificates.


[Additional risk factors to be provided as applicable.]

Glossary

A glossary of defined terms used in this prospectus supplement begins on page S-[    ]. Any terms used in this prospectus supplement and not defined in the glossary are defined in the accompanying prospectus.

Description of the Certificates

General

[The Series [    ] Mortgage Pass-Through Certificates will consist of the following Classes:

•

the Class [  ] Certificates,

•

the Class [    ] Certificates, and

•

the Class R Certificate.

Only the Offered Certificates are offered hereby.]

The Certificates will evidence the entire beneficial ownership interest in the Trust Fund.  The Trust Fund will generally consist of:

•

the Underlying Securities;

•

deposits in the Certificate Account made in respect of the Underlying Securities; and

•

[any applicable insurance policies and] all proceeds thereof.

[In addition, the Certificates will represent beneficial ownership interests in the Supplemental Interest Trust, the primary asset of which will be the Swap Agreement described under “—Supplemental Interest Trust—Interest Rate Swap Agreement,” and all proceeds thereof.]

Each class of Offered Certificates will be issued in the respective approximate Class Principal Amount specified in the table on page S-1 and will accrue interest at the respective Interest Rate specified in the table on page S-1 and as further described under “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments.” The REMIC residual certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described herein.  The original Class Certificate Principal Amount of the Offered Certificates may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined herein) of the Underlying Securities is increased or decreased as described under “Description of the Trust Fund Property” herein.

Distributions on the Offered Certificates will be made on the [25th] day of each month (or, if the [25th] day is not a Business Day the next succeeding Business Day), commencing [     ], to Certificateholders of record on the immediately preceding Record Date.

[For purposes of allocating distributions of principal and interest on the Senior Certificates, (1) the Group [    ] Certificates will relate to, and generally will be limited to collections from, the Pool [    ] Underlying Securities and (2) the Group [    ] Certificates will relate to, and generally will be limited to collections from, the Pool [    ] Underlying Securities. However, holders of each class of [    ] Certificates will receive the benefit of Monthly Excess Interest generated by each Pool and, to a limited extent, certain principal payments generated by the Pool unrelated to that class. Holders of [    ] Certificates will be entitled to receive distributions based upon principal and interest collections from each Pool, but such rights to distributions will be subordinate to the rights of the holders of the [    ] Certificates to the extent described herein.]

[The [    ] Certificates will be entitled to Monthly Excess Cashflow, if any, remaining after required distributions are made to the [    ] Certificates and to pay certain expenses of the Trust Fund (including payments to the [Swap Counterparty]). The [    ] Certificates will represent the remaining interest in the assets of the Trust Fund after the required distributions are made to all other classes of Certificates and will evidence the residual interest in the REMICs.]

[[    ] will initially hold the Class P and Class X Certificates and intends to enter into a NIMS Transaction.  The NIM Securities issued in the NIMS Transaction may be insured by a NIMS Insurer. If the NIM Securities are so insured, the NIMS Insurer will have certain rights under the Trust Agreement as described herein.]

Distributions on the Offered Certificates will be made on the Distribution Date to Certificateholders of record on the applicable record date specified in the table on page S-2. Distributions on the Offered Certificates will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided, that the final distribution in respect of any Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Trustee. See “The Trust Agreement—The Trustee” herein.

Book-Entry Registration

The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants. Each class of Book-Entry Certificates will be represented by one or more Global Securities that equal in the aggregate the initial Class Principal Amount of the related class registered in the name of the nominee of DTC. The Offered Certificates will be issued in minimum denominations in the principal amounts and the incremental denominations in excess thereof specified in the table on page S-2.

Beneficial Owners of the Book-Entry Certificates will hold their Certificates through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates that equal the initial Class Principal Amount of the related class of Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries names on the books of DTC. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate. Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. See “Description of the Securities—Book-Entry Registration” in the prospectus.

Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

For information with respect to tax documentation procedures relating to the Book-Entry Certificates, see “Material Federal Income Tax Considerations—Taxation of Securities Treated as Debt Instruments” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex A to in the prospectus.

[Exchangeable Certificates

General.  All or a portion of the Exchangeable Certificates may be exchanged for a proportionate interest in the related Exchangeable Certificates in the combinations shown in Annex [    ].  All or a portion of the Exchangeable Certificates may also be exchanged for the related offered certificates in the same manner.  This process may occur repeatedly.

The classes of offered certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding principal balances and notional amounts of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur.  Offered Certificates and Exchangeable Certificates in any combination may be exchanged only in the proportion that the original principal balances of such certificates bear to one another as  shown in Annex [   ].

Holders of Exchangeable Certificates will be the beneficial owners of a proportionate interest in the certificates in the related Combination Group and will receive a proportionate share of the distributions on those certificates.

Procedures.  If a Certificateholder wishes to exchange certificates, the Certificateholder must notify the [Trustee][Securities Administrator][Certificate Registrar] by [   ] at [   ] or [   ] no later than [   ] Business Days before the proposed exchange date.  The exchange date can be any Business Day other than the first or last Business Day of the month subject to the [Trustee’s][Securities Administrator’s] [Certificate Registrar’s] approval.  The notice must be on the Certificateholder’s letterhead, carry a medallion stamp guarantee and set forth the following information:  the CUSIP number of both certificates to be exchanged and certificates to be received, outstanding principal balance and/or notional amount and the original principal balance and/or notional amount of the certificates to be exchanged, the Certificateholder’s DTC participant number and the proposed exchange date.  After receiving the notice, the [Trustee][Securities Administrator][Certificate Registrar] will [e-mail] the Certificateholder with wire payment instructions relating to the exchange fee.  The Certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the Certificates.  A notice becomes irrevocable on the [    ] Business Day before the proposed exchange date.

In connection with each exchange, the Certificateholder must pay the [Trustee][Securities Administrator][Certificate Registrar] a fee equal to [   ].  In no event, however, will the fee be either less than $[    ] or greater than $[    ].

The [Trustee][Securities Administrator] will make the first distribution on an offered certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the following month to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations.  The characteristics of the Exchangeable Certificates will reflect the characteristics of the related offered certificates.  Investors should also consider a number of factors that will limit a Certificateholder’s ability to exchange offered certificates for Exchangeable Certificates and vice versa:

•

At the time of the proposed exchange, a Certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange.

•

A Certificateholder that does not own the certificates may be unable to obtain the necessary offered certificates or Exchangeable Certificates.

•

The Certificateholder of needed certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•

Certain certificates may have been purchased or placed into other financial structures and thus be unavailable.

•

Principal distributions will decrease the amounts available for exchange over time.

•

Only the combinations listed on Annex [   ] are permitted.]

Distributions of Interest

Calculation of Interest.  The amount of interest distributable on each Distribution Date in respect of each class of Offered Certificates will equal [    ] for such class and for such date. Interest will accrue on the Offered Certificates on the basis of [    ].

The Interest Rate for each class of Offered Certificates will be the applicable annual rate described under “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments.” [The Interest Rate for the Class [    ] Certificates will be the lesser of (1) LIBOR plus [    ] and (2) the Subordinate Net Funds Cap.]

[Basis Risk Shortfalls. With respect to each Distribution Date and any class of [    ] Certificates, such class will be entitled to the amount of any Basis Risk Shortfall or Unpaid Basis Risk Shortfall with interest thereon at the applicable Interest Rate (calculated without regard to the applicable Net Funds Cap) before the holders of the [    ] Certificates are entitled to any distributions. The [    ] Certificates will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall from Monthly Excess Cashflow, treated as paid from, and to the extent such funds are on deposit in, the Basis Risk Reserve Fund [and any amounts received under the Swap Agreement]. See “—Credit Enhancement—Application of Monthly Excess Cashflow” [and “—Supplemental Interest Trust—Interest Rate Swap Agreement”] below.  The source of funds on deposit in the Basis Risk Reserve Fund will be limited to (1) an initial deposit of $1,000 by the Sponsor and (2) certain amounts that would otherwise be distributed to the [    ] Certificates. Notwithstanding the foregoing, the amount of any Basis Risk Shortfall for any class of [    ] Certificates in respect of any Distribution Date may not exceed the amount, if any, by which (x) the amount payable at the applicable Maximum Interest Rate exceeds (y) the amount payable at the applicable Net Funds Cap.

The amount of Monthly Excess Cashflow distributable with respect to the [    ] Certificates on any Distribution Date will be reduced by the amount of any Basis Risk Payment not satisfied from amounts, if any, on deposit in the Basis Risk Reserve Fund.]

Interest Distribution Priorities.

The Interest Remittance Amount will be distributed on each Distribution Date concurrently, as follows:

(1)

to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

(2)

to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

(3)

to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

(4)

to the Trustee, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Trust Agreement; and

(5)

[for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Interest Remittance Amount remaining undistributed for such Distribution Date.]

[The Cap Agreement.  As of the Closing Date, the Trustee, not individually, but solely in its capacity as Trustee of the Trust Fund, will enter into the Cap Agreement with the Cap Counterparty for the sole benefit of the [    ] Certificates.  The [Depositor] will establish the Cap Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date.  [Describe Cap Agreement.]]

[State whether the significance percentage with respect to the Cap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Cap Counterparty. [Provide description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty.]

[If the significance percentage of the Cap Agreement is 10% or more, but less than 20%, then provide financial data as required by Item 301 of Regulation S-K.  If 20% or more, provide financial statements meeting the requirements of Regulation S-X.]

[Determination of LIBOR

[Provide description of how LIBOR is set.]

LIBOR for the first Accrual Period will be[    ]%.]

Distributions of Principal

General.  Distributions of principal on the Senior Certificates will be made primarily from the Principal Distribution Amount for the related Pool and secondarily from the Principal Distribution Amount from the unrelated Pool, from Monthly Excess Cashflow from each Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below and from the Supplemental Interest Trust Amount (if any), as described under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” below. Distributions of principal on the Offered Subordinate Certificates and the Class B2 Certificates will be made primarily from the aggregate of the Principal Distribution Amounts from each Pool after distributions of principal have been made on the Senior Certificates, and secondarily from Monthly Excess Cashflow from each Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below and from the Supplemental Interest Trust Amount (if any), as described under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” below.

Principal Distribution Priorities.  The Principal Distribution Amount will be distributed on each Distribution Date in the following order of priority:

(1)

to the [    ], [    ], and [    ] Certificates, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

(2)

to the [    ] Certificates, until the Class Principal Amount of such class has been reduced to zero;

(3)

to the [    ] Certificates, until the Class Principal Amount of such class has been reduced to zero; and

(4)

[for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Principal Distribution Amount remaining after application pursuant to clauses (1) through (3) above.]

Credit Enhancement

Credit enhancement for each Class of Certificates will take the form of [described as applicable]:

•

[an irrevocable letter of credit]

•

[the subordination of the Subordinate Certificates to the Senior Certificates]

•

[reserve funds]

•

[a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy]

•

[a surety bond or certificate guarantee insurance policy]

•

[the use of cross-support features]

•

[overcollateralization]

•

[excess interest]

•

[an interest rate swap agreement]

[Provide description of any credit enhancement provider if the significance percentage of any credit enhancement of any provider is 10% or more, including the name of the credit enhancement provider, the organizational form of the credit enhancement provider and the general character of the business of the credit enhancement provider.]

[If the significance percentage of any credit enhancement of any provider is 10% or more, but less than 20%, then provide financial data as required by Item 301 of Regulation S-K.  If 20% or more, provide financial statements meeting the requirements of Regulation S-X.]

[Application of Realized Losses.  Realized Losses on the Underlying Securities will have the effect of reducing amounts distributable in respect of, first, the [    ] Certificates [(both through the application of Monthly Excess Cashflow to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Distribution Date)]; second, the [    ] Certificates; third, the [    ] Certificates; and fourth, the[    ] Certificates, before reducing amounts distributable in respect of the Senior Certificates.

To the extent that Realized Losses are incurred, those Realized Losses will reduce the Pool Balance[, and thus may reduce the Overcollateralization Amount]. [As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make distributions of principal on the Offered Certificates.]

If on any Distribution Date after giving effect to all Realized Losses incurred with respect to the Underlying Securities during the related Collection Period and distributions of principal on such Distribution Date, there are Applied Loss Amounts, the Certificate Principal Amounts of the [    ] Certificates will be reduced in inverse order of priority of distribution. Applied Loss Amounts will be allocated in reduction of the Class Principal Amount of first, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero; second, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero; third, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero; and fourth, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero.

Holders of the[    ] Certificates will not receive any distributions in respect of Applied Loss Amounts, [except from Monthly Excess Cashflow, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below] [and the Supplemental Interest Trust Amount (if any), as described under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” below].

In the event that the Trustee receives any Subsequent Recovery in respect of an Underlying Security, such Subsequent Recovery will be distributed in accordance with the priorities described under “—Distributions of Principal—Principal Distribution Priorities” in this prospectus supplement and the Class Principal Amount of each class of Certificates that has previously been reduced by an Applied Loss Amount will be increased as described in the definition of “Certificate Principal Amount.” Any Subsequent Recovery that is received during a Collection Period will be included as a part of the Principal Remittance Amount for the related Distribution Date.

[Application of Monthly Excess Cashflow.  Any Monthly Excess Cashflow will, on each Distribution Date, be distributed in the following order of priority:

(1)

to the [    ], [    ], and [    ] Certificates, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

(2)

to the [    ] Certificates, until the Class Principal Amount of such class has been reduced to zero;

(3)

[to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the [    ] Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Distribution Date;]

(4)

[to the [    ] Certificates, any Deferred Amount for each such class and such Distribution Date; and]

(5)

to the [Residual] Certificate, any remaining amount.

[The Residual Certificate

In addition to distributions of principal and interest, the holder of the Residual Certificate will be entitled to receive, generally, (1) the amount, if any, of any Available Distribution Amount remaining on any Distribution Date after distributions of principal and interest are made on the regular interests and on the Residual Certificate on that date and (2) the proceeds, if any, of the assets of the Trust Fund remaining after the principal amounts of the regular interests and of the Residual Certificate have been reduced to zero. It is generally not anticipated that any material assets will be remaining for distributions at that time. See “Material Federal Income Tax Considerations” herein and in the accompanying Prospectus.]

[Supplemental Interest Trust

[Interest Rate Swap Agreement.] [Provide description of any swap agreement.]

The Trustee will establish the Supplemental Interest Trust Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date. The Trustee will deposit into the Supplemental Interest Trust Account any Supplemental Interest Trust Amount received by the Trustee, and the Trustee will distribute from the Supplemental Interest Trust Account any Supplemental Interest Trust Amount pursuant to the priority of payments set forth under “—Application of Deposits and Payments Received by the Supplemental Interest Trust” below.

[State whether the significance percentage with respect to the Swap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Swap Counterparty. [Provide description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty.]

[If the significance percentage of the Swap Agreement is 10% or more, but less than 20%, then provide financial data as required by Item 301 of Regulation S-K.  If 20% or more, provide financial statements meeting the requirements of Regulation S-X.]

Application of Deposits and Payments Received by the Supplemental Interest Trust. The Supplemental Interest Trust Amount will, on each Distribution Date, be distributed from the Supplemental Interest Trust Account in the following order of priority:

(1)

to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

(2)

[to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the [    ] Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Distribution Date;]

(3)

to the [Residual] Certificate, any remaining amount.

Optional Purchase of the Underlying Securities

On the Initial Optional Termination Date, the [    ], with the prior written consent of [the NIMS Insurer] [    ] (which consent shall not be unreasonably withheld), will have the option to purchase the Underlying Securities and any other property remaining in the Trust Fund for a price equal to the Purchase Price.  The [Securities Administrator] [the Trustee] will be reimbursed from the Purchase Price for (i) any outstanding [Securities Administrator] [Trustee] Fees, as applicable and (ii) any other amounts due under the Trust Agreement. [If [    ] fails to exercise such option, the NIMS Insurer will have the right to direct [    ] to exercise such option so long as it is insuring the NIM Securities or is owed any amounts in connection with such guaranty of the NIM Securities.] If such option is exercised, the Trust Fund will be terminated. If [    ] fails to exercise such option [(either voluntarily or at the direction of the NIMS Insurer)] on the Initial Optional Termination Date, the margin of each class of Offered Certificates will be increased as described under “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments” herein.

Fees and Expenses of the Trust Fund

In consideration of their duties on behalf of the Trust Fund, the Trustee [and the Securities Administrator] will receive from the assets of the Trust Fund certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Trustee	annually	[Describe Fee.]	[Describe how and when payable.]
[Securities Administrator]	monthly	[Describe Fee.]	[Describe how and when payable.]

None of the fees set forth in the table above may be changed without amendment of the [Trust] Agreement as described under “The Trust Agreement—Certain Matters Under the Trust Agreement—Amendment of the Trust Agreement” below.

Expenses of [the Securities Administrator] will be reimbursed before payments are made on the Certificates. Expenses of the [Trustee] will be reimbursed up to $[    ] annually before payments of interest and principal are made on the Certificates; any additional unpaid expenses above $[    ] in any year will be paid to [the Trustee] to the extent of any remaining Interest Remittance Amount after all payments of Current Interest and any Carryforward Interest on the Certificates.

Description of the Trust Fund Property

General

Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein are derived solely from the characteristics of the Underlying Securities as of the Cut-off Date.

The Trust Fund will primarily consist of approximately [      ] classes of Underlying Securities, [including [    ] classes of PO Underlying Securities from [    ] trust funds] [and [    ] classes of IO Underlying Securities, generally entitled to distributions of interest only for a limited period of time] as described in the table on page [    ], from [    ] trust funds (collectively, the “Trust Fund Property”).  The aggregate of the outstanding principal balances of the PO Underlying Securities is approximately $[   ], giving effect to distributions thereon on the [   ] Underlying Distribution Date.  The table on page [   ] gives effect to distributions on the Underlying Securities on the [    ] Underlying Distribution Date.  The first distribution with respect to the Underlying Securities that will be included in the Trust Fund will be the distribution to be made thereon in [    ].

If it is determined within 90 days following the Closing Date that the principal balance of any [PO] Underlying Security transferred to the Trust was lower than the principal balance purported to have been transferred, the Seller will be required to pay the amount of such shortfall to the Trust Fund for payment on the Certificates.

The Underlying Securities

Investors should review the Distribution Date Statements for the Underlying Securities attached hereto as Annex A, and should review the attached Disclosure Documents included as Annex B for additional information on the Underlying Securities.

The Underlying Trust Funds are designated as follows:

Name of Series of Underlying Trust Fund	Summary Series Name
[_____________________], Series 20[ ]-[ ]	[ ] Series 20[ ]-[ ]
[_____________________], Series 20[ ]-[ ]	[ ] Series 20[ ]-[ ]
[_____________________], Series 20[ ]-[ ]	[ ] Series 20[ ]-[ ]

Each class of Underlying Securities represents a beneficial ownership interest in an Underlying Trust Fund (or, to the extent described in the related Prospectuses, a discrete group of assets within such Underlying Trust Fund) consisting in each case primarily of [one or more pools] of [fixed] and [adjustable rate], [one- to four-family], [first [and second] lien] [residential] mortgage loans.

On each Underlying Distribution Date, [holders of each class of IO Underlying Securities are entitled to receive one month’s interest at the applicable interest rate based on their respective notional amounts, subject to any adjustment or reduction thereof described in the applicable Prospectuses, and] holders of each class of [PO] Underlying Securities are entitled to receive a distribution of principal, if and to the extent described in the applicable Disclosure Document, in reduction of the principal balances of securities of such class.

Principal distributions on a series of [PO] Underlying Securities will be determined by the priorities and formulas described in the related Disclosure Document.  The principal balances of some of the [PO] Underlying Securities are based on the balances of those Underlying Mortgage Loans (either in the entire pool or in a sub-pool) bearing interest rates below a designated rate.  Principal distributions on certain classes of the [PO] Underlying Securities are stabilized by the allocation of certain accrual amounts from other classes of securities issued by the related Underlying Trust Funds.

[Interest distributions on the IO Underlying Securities will be calculated on the basis of their respective notional principal balances.]  Interest distributions on any class of [PO] Underlying Securities will be calculated, as described in the applicable Prospectus, on the basis of its principal balance.  [Generally, the IO Underlying Securities have notional principal balances based either on (i) the balances of those related Underlying Mortgage Loans (either in the entire pool or in a sub-pool) bearing interest rates above a designated rate or (ii) certain classes of securities.  In some cases, the notional principal balance of a class of IO Underlying Securities is based on the principal balance or balances of classes of securities that are entitled to distributions of principal according to a specified schedule, or as otherwise provided in the related Prospectus.  Because a substantial portion of the IO Underlying Securities have notional principal balances based on Premium Loans, which have relatively high interest rates, or on the principal balances of classes of securities that have recently begun, or will begin soon after the Closing Date receiving distributions of principal, the IO Underlying Securities are especially sensitive to prepayment risk.]

The Underlying Distribution Date for each class of Non-Agency Mortgage Securities and Agency Mortgage Securities is the [   ]th day of each month, or, if such day is not a business day (as defined with respect to each series), the next succeeding business day.  Because of differences in what constitutes a “business day” under each of the Prospectuses, there may be particular occasions on which such dates will differ among the series of Non-Agency Mortgage Securities and Agency Mortgage Securities.

Each Underlying Trust Fund is subject to optional termination as described in the related Disclosure Document.  See “Yield, Prepayment and Weighted Average Life.”

On the Cut-off Date, the Underlying Securities will consist of the following classes of from the applicable Series and will have the following approximate characteristics:

Underlying Cut-off Date Security Ratings
Underlying Security Series	Underlying Security Class	Original Class Principal or Notional Amount	Cut-off Date Class Principal or Notional Amount	Cut-off Date Interest Rate	Summary Interest Rate Formula (until related Underlying Optional Termination Date)	Summary Interest Rate Formula (after related Underlying Optional Termination Date)	Underlying Security Principal Type	Underlying Security Interest Type	[Name of Rating Agency]	[Name of Rating Agency]
[ ] Series [ ]	Class [ ]	$[ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
[ ] Series [ ]	Class [ ]	$[ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
[ ] Series [ ]	Class [ ]	$[ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]

(1)

Each Series designation is defined under “Description of the Trust Fund Property—The Underlying Securities.”

(2)

Principal or notional balances give effect to distributions on the [   ] Underlying Distribution Date.

(3)

“[   ]” refers to [   ]; and “[   ]” refers to [   ]; and “NR” means that the related Underlying Security  is not rated by the indicated rating agency.

(4)

Cut-off Date Class Principal or Notional Amount represents only the portion of such Class included in the Trust Fund.

Underlying Security Series	Underlying Security Class	Record Date	Delay / Accrual Period	Interest Accrual Convention	Final Scheduled Distribution Date	Expected Final Scheduled Distribution Date	Minimum Denominations	Incremental Denominations	CUSIP Number
[ ] Series [ ]	Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] Series [ ]	Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] Series [ ]	Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] Series [ ]	Class [ ]

[The Underlying Mortgage Loans

The Underlying Mortgage Loans generally consist of [fixed] and [adjustable rate,] [conventional], [one- to four-family] [first/second] lien mortgage loans having terms to maturity of not more than 30 years from the date of origination or modification.  [All] of the adjustable rate Underlying Mortgage Loans provide for semi-annual or annual adjustment of the related mortgage rate; the first such adjustment on the [       ] Underlying Mortgage Loans will occur after an initial fixed rate period ranging from approximately [   ] years to [    ] years from the date of origination.  [Certain of the Underlying Trust Funds related to the Agency Mortgage Securities include Fannie Mae Stripped Securities and Fannie Mae REMIC Securities.  Underlying such Fannie Mae Stripped Securities and Fannie Mae REMIC Securities are one or more Fannie Mae Mega Certificates; underlying such Mega Certificates are Fannie Mae MBS Certificates; and underlying such MBS Certificates are pools of residential mortgage loans.  In addition, underlying certain of the Fannie Mae REMIC Securities are Fannie Mae Stripped Securities.]

[Origination of the Underlying Mortgage Loans.  As of the Cut-off Date, aapproximately [    ]% and [    ]%, respectively, of the Underlying Mortgage Loans (by Cut-off Date Balance) were originated by [    ] and [     ].

[Underwriting guidelines of the type described under “Underwriting Guidelines” were applied by [   ] and [    ] underwriting the Underlying Mortgage Loans.]

[The Mortgage Loans were originated by a variety of institutions pursuant to differing underwriting guidelines, which in some cases, were not as strict as Fannie Mae or Freddie Mac underwriting guidelines.  As a result, investors are urged to read the descriptions of the Underlying Trust Funds contained in the Disclosure Documents.]

[For more information regarding the underlying originators, including historical delinquency and foreclosure information for certain originators, see [“The Underwriting Guidelines”] in each of the Disclosure Documents.]

[Master Servicing and ]Servicing of the Underlying Mortgage Loans.  [[   ] is the Underlying Master Servicer with respect to the Underlying Certificates.]  The servicers of the Underlying Mortgage Loans are described in the Disclosure Documents.

On the Closing Date, [    ] [and various other servicers] will service approximately [    ]% and [    ]%, respectively, of the Underlying Mortgage Loans (by Cut-off Date Balance).

Each underlying servicer is responsible for the servicing of the related Underlying Mortgage Loans subject to the related underlying servicing agreement[, and the Underlying Master Servicer is required to supervise, monitor and oversee the performance of each underlying servicer]. In the event of a default by an underlying servicer under the related underlying servicing agreement, the [       ] is required to enforce any remedies against that underlying servicer, and will either find a successor servicer or assume the primary servicing obligations for the related Underlying Mortgage Loans.

For more information regarding the [Underlying Master Servicer and] underlying servicers, including information regarding the delinquency and foreclosure information for the servicing portfolio of certain underlying servicers, see “The Servicers” and “Servicing of the Mortgage Loans” in each of the Disclosure Documents.

Attached hereto as Annex A are copies of the Distribution Date Statements relating to the Underlying Distribution Dates in [     ] distributed to holders of the Underlying Securities.

The Disclosure Documents attached hereto as Annex B more fully describe the Underlying Mortgage Loans in each related Series as of the date of initial issuance of the related Underlying Securities.

[The Indices

The Index used in the determination of the variable interest rates of the Class [   ], Class [   ] and Class [   ] Underlying Securities will be [                      ], as published by [             ]. See “Description of the Securities—General” in the prospectus and also see [       ] and [       ] in the [     ] Disclosure Documents for a description of the Index. ]

[Conveyance of Subsequent Underlying Securities

On the Closing Date, approximately $[     ], which represents [         ]% of the Trust Fund Property, will be deposited by the Trustee into an eligible account.  During the period from the Closing Date to [     ], the Depositor is expected to purchase from time to time Subsequent Underlying Securities from the Seller and, in turn, sell all such Subsequent Underlying Securities to the Trust Fund.  The purchase price for each Subsequent Underlying Securities [will equal its [Class Certificate Principal Balance] [plus accrued interest, if any,] as of the date of sale to the Depositor and] will be paid by the Trustee from the related Pre-Funding Amount.

The [mortgage-backed/asset-backed] securities expected to be conveyed as the Subsequent Underlying Securities by the Seller will have the same general characteristics as the Subsequent Underlying Securities in the Trust Fund as of the Cut-off Date.

Pursuant to the Trust Agreement, the conveyance of Subsequent Underlying Securities to the Trust Fund may be made on any Business Day during the Pre-Funding Period, subject to certain conditions in the Trust Agreement being satisfied, including, among others, that:

(1)

[The Subsequent Underlying Securities conveyed on the subsequent transfer date must satisfy the same representations and warranties applicable to the Subsequent Underlying Securities set forth in the Sale and Assignment Agreement[, which representations and warranties have been confirmed by the Rating Agencies];

(2)

The Subsequent Underlying Securities conveyed on the subsequent transfer date are selected in a manner reasonably believed not to be adverse to the interests of the Certificateholders;

(3)

The Trustee receives an officer’s certificate confirming the satisfaction of each condition precedent and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Subsequent Underlying Securities in the forms substantially similar to those delivered on the Closing Date;

(4)

The conveyance of the Subsequent Underlying Securities on the subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the Certificates;

(5)

No Subsequent Mortgage Loan may have a final scheduled distribution date exceeding [     ];

(6)

Following the conveyance of the Subsequent Underlying Securities on the subsequent transfer date, the characteristics of the Underlying Securities constituting the Trust Fund Property will remain substantially similar to the characteristics of the Initial Underlying Securities as of the Cut-off Date;

(7)

[    ]; and

(8)

An independent accountant must provide the Depositor, the Rating Agencies, the Trustee and the Underwriters with a letter stating that the characteristics of the Subsequent Underlying Securities conform to the characteristics described above and in the Trust Agreement.]

If the Trust Fund does not apply the full Pre-Funding Amount towards the purchase of Subsequent Underlying Securities prior to the end of the Pre-Funding Period, then such remaining proceeds in the Pre-Funding Account will be paid as a principal prepayment to the related Certificateholders on the [     ] Distribution Date.

[On the Closing Date, the Trustee will also establish a Capitalized Interest Account which will be funded by an initial deposit made by the Depositor on the Closing Date of approximately $[     ].  Amounts in the Capitalized Interest Account will be applied by the Trustee during the Pre-Funding Period to pay interest on that portion of the Certificates supported by the Pre-Funding Amount.  At the end of the Pre-Funding Period, any remaining funds in the Capitalized Interest Account will be paid to the Depositor and the account will be terminated.]]

Static Pool Information

Static pool information with respect to the Sponsor’s prior securitized pools formed during the period from [specify date] to [specify date], presented by pool, is available online at [Internet address].  Access to this web address is unrestricted and free of charge.  Information available at this web address is deemed to be part of this prospectus supplement, except to the extent provided under “Static Pool Information” in the accompanying prospectus.  [Add reference to any third-party static pool information as applicable.]

Legal Proceedings

[Describe briefly any legal proceedings pending against the Sponsor, Depositor, Trustee, Issuing Entity, any other entity involved in the servicing function, such as any Securities Administrator) or any other party contemplated by Item 1100(d)(1) of Regulation AB, or of which any property of the foregoing is the subject, that is material to Certificateholders.  Include similar information as to any such proceedings known to be contemplated by governmental authorities.]

Affiliations

[Describe if so, and how, the Sponsor, Depositor and/or Issuing Entity is an affiliate of any of the following parties as well as, to the extent known and material, if so, and how, any of the following parties are affiliates of any of the other material parties related to the asset-backed securities contemplated by Item 1100(d)(1) of Regulation AB.]

[Describe whether there is and if so, the general character of, any business relationship or arrangement that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the establishment of the Trust Fund and the issuance of the Certificates, between any of the parties listed in the preceding paragraph, or any affiliates of such parties, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the Certificates.]

[Describe, to the extent material, any specific relationships involving or relating to the Certificates or the Underlying Securities, including the material terms and approximate dollar amount involved, between any of the parties listed in the first paragraph of this section, or any affiliates of such parties, that currently exists or that existed during the past two years.]

Additional Information

The description in this prospectus supplement of the Underlying Certificates and the Underlying Mortgage Loans as constituted at the close of business on the Cut-off Date, as adjusted for payments of interest and principal and Scheduled Payments, respectively, due on or before that date.  A Current Report on Form 8-K will be filed, together with the Trust Agreement and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.  In the event that Underlying Securities are removed from or added to the Trust Fund, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

In addition, within 135 days from the initial delivery of this prospectus supplement, Static Pool information for any series of Securities will be posted online at [    ].com.  The static pool data will be updated each month thereafter to reflect the current composition of the pool information. See “Static Pool Data” in the prospectus.

Pursuant to the Trust Agreement, [    ] will prepare a monthly statement to Certificateholders containing the information described under “The Trust Agreement—Reports to Certificateholders.” [    ] may make available each month, to any interested party, the monthly statement to Certificateholders via the [    ]’s website, located at [    ].

[Underwriting Guidelines]

[Approximately [    ]% and [    ]% of the Underlying Mortgage Loans were originated by [    ] and [    ], in accordance with the [    ] Underwriting Guidelines and the [    ] Underwriting Guidelines, respectively.  [Identifying information and percentages to be provided for originators which originated 10% or more of the aggregate of the underlying mortgage loans.]  The remainder of the Underlying Mortgage Loans were originated by other Originators in accordance with Underwriting Guidelines generally comparable to the General Underwriting Guidelines described below under “General Underwriting Guidelines.” Such General Underwriting Guidelines differ among the Originators in various areas. The following is a general summary of [    ] and the [    ] Underwriting Guidelines, and [    ] and the [    ] Underwriting Guidelines, and also the General Underwriting Guidelines believed by the Depositor to be generally applied, with some variation, by each other Originator.

For more information regarding the underlying originators, including historical delinquency and foreclosure information for certain originators, see [“The Underwriting Guidelines”] in each of the Disclosure Documents.

[Originator Names]

[Provide Regulation-AB compliant description of Originator(s) which contributed 20% or more of the aggregate underlying mortgage loans]

[    ] Underwriting Guidelines

[Provide description of the Underwriting Guidelines of the above Originator.]

General Underwriting Guidelines

[Provide general description of Underwriting Guidelines applied by Originators which contributed to less than 20% or more of the aggregate underlying mortgage loans.]]

[The Underlying Servicers]

[General

On the Closing Date, [    ] [and various other Servicers] will service approximately [    ]% and [    ]%, respectively, of the Mortgage Loans (by Cut-off Date Balance). [Identifying information and percentages to be provided for servicers which will service, as of the Cut-off Date, 10% or more of the Trust Fund Property.]

[Underlying Servicer Name]

[Provide Regulation-AB compliant description of each Underlying Servicer which services 20% or more of the mortgage assets relating to the Trust Fund Property, including the following:]

[Provide Underlying Servicer form of incorporation, duration of servicing experience and general discussion of Underlying Servicer’s experience in servicing assets of any type as well as a more detailed discussion of Underlying Servicer’s experience in, and procedures for the servicing function in the underlying trust funds.]

[Describe any material changes to Underlying Servicer’s policies or procedures in the servicing function the Underlying Servicer will perform in the underlying trust funds for underlying assets of the same type for the past three years.]

[Provide information regarding Underlying Servicer’s financial condition to the extent that there is a material risk to the performance of the underlying trust funds in the Trust Fund Property or the Certificates.]

[Describe the material terms of the related Underlying Servicing Agreement.]

[Describe to the extent material any special or unique factors involved in servicing the particular type of mortgage assets included in the underlying trust funds.]

[Describe to the extent material the terms of any arrangements whereby the Underlying Servicer is required or permitted to provide advances of funds regarding collections, cashflows or distributions.]  [If material, provide statistical information of servicer advances on the Mortgage Loans and the Underlying Servicer’s overall servicing portfolio for the past three years.]

[Describe to the extent material the Underlying Servicer’s process for handling delinquencies, losses, bankruptcies and recoveries.]

[Describe to the extent material any ability of Underlying Servicer to waive or modify any terms, fees, penalties or payments on the underlying mortgage assets and the effect of any such ability, if material, on the potential cashflows from the assets.]

[Describe any material custodial responsibility of Underlying Servicer.]

[Describe any limitations on Underlying Servicer’s liability under the underlying transaction agreements.]

[For a description of the material terms of any removal, replacement, resignation of Servicer or transfer of servicing provisions, see “[        ]” in the [          ] Disclosure Documents.]]

Administration of the Trust Fund

Servicing and Administrative Responsibilities

The Trustee [and the Securities Administrator] will have the following responsibilities with respect to the Trust Fund:

Party:	Responsibilities:
[Securities Administrator	Performing the securities administration functions in accordance with the provisions of the Trust Agreement, including but not limited to:

•

collecting monthly remittances from the Underlying Trustees for deposit in the Securities Administration Account and delivering all amounts on deposit in the Securities Administration Account to the Trustee for deposit in the Certificate Account on the Deposit Date;

•

preparing and distributing investor reports, including the monthly distribution date statement to Certificateholders based on information received from the Underlying Trustees [and the Swap Counterparty];

• preparing and filing annual federal and (if required) state tax returns on behalf of the Trust Fund;
• preparing and filing periodic reports with the Commission on behalf of the Trust Fund with respect to the Certificates; and
See “The Trust Agreement—The Securities Administrator” and “—Reports to Certificateholders” below.]
Trustee	Performing the trustee functions in accordance with the provisions of the Trust Agreement, including but not limited to:

•

receiving monthly remittances from the [Underlying Trustees][Securities Administrator] for deposit in the Certificate Account and, based solely on the information contained in the investor reports, distributing all amounts on deposit in the Certificate Account to the Certificateholders;

• [depositing any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty into the Supplemental Interest Trust Account;]
• [distributing amounts on deposit in the Supplemental Interest Trust Account to the Certificateholders and the [Swap] Counterparty];
• preparing and distributing annual investor reports summarizing aggregate distributions to Certificateholders necessary to enable Certificateholders to prepare their tax returns;
• [enforcing the obligations of the Securities Administrator under the Trust Agreement]; and
• acting as successor [securities administrator] in the event the [Securities Administrator] resigns or is removed by the Trustee unless a successor [securities administrator] is appointed.
See “The Trust Agreement—The Trustee,” “—Certain Matters Under the Trust Agreement—Duties of the Trustee” and “—Reports to Certificateholders” below.

Trust Accounts

All amounts in respect of principal and interest received from the Underlying Trustees in respect of the Underlying Securities will, at all times before distribution thereof to the Certificateholders [or the Swap Counterparty], be invested in the Trust Accounts, which are accounts established in the name of the Trustee.  Funds on deposit in the Trust Accounts may generally be invested by the party responsible for such Trust Account in Eligible Investments, as described under “The Agreements—Investment of Funds” in the prospectus.  The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:
[Securities Administration Account]	[Securities Administrator]	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders.
Certificate Account	Trustee	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders.
[Basis Risk Reserve Fund]	Trustee	[describe how investment earnings are applied.]
[Supplemental Interest Trust Account]	Trustee	[describe how investment earnings are applied.]
[Reserve Account]	Trustee	Any investment earnings will be paid to [ ] and will not be available for distribution to Certificateholders.

If funds deposited in the [    ] Account, the [    ] Account or the [    ] Account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds, without any right of reimbursement therefor.

Example of Distributions

The following sets forth an example of collection of payments from Underlying Trustees in respect of the Underlying Securities, transfer of amounts among the Trust Accounts and distributions on the Certificates for the Distribution Date in [        ]:

[month and day]	Underlying Trustee Remittance Date:

The Underlying Trustees will remit payments of principal and interest in respect of the Underlying Securities to the [Securities Administrator][Trustee]  for deposit into the [Securities Administration] [Certificate] Account on the [    ] day of each month (or if the [    ] day is not a Business Day, the [    ] Business Day), as specified in the related Underlying Trust Agreements.

[month and day]	Record Date:	Distributions will be made to Certificateholders of record for all classes as of the Business Day [ ] the related Distribution Date.
[month and day]	[Deposit Date:]	[On [ ], the [Securities Administrator] will remit to the Trustee amounts on deposit in the [Securities Administration] Account for deposit into the Certificate Account.]
[month and day]	Distribution Date:

On the [    ] day of each month (or if the [    ] day is not a Business Day, the next Business Day), the Trustee will make distributions to Certificateholders from amounts on deposit in the Certificate Account and the [Supplemental Interest Trust Account].

Succeeding months follow the same pattern.

The Trust Agreement

General

The Certificates will be issued pursuant to the Trust Agreement. [The NIMS Insurer will be a third party beneficiary to the Trust Agreement and as such will have certain rights under the Trust Agreement for so long as the NIM Securities are outstanding or the NIMS Insurer is owed any amounts in connection with its guaranty of the NIM Securities.] Reference is made to the prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Trust Agreement and the Offered Certificates.

Offered Certificates in certificated form will be transferable at the Corporate Trust Office of the Trustee, which will serve as certificate registrar and paying agent. The [    ] will provide to a prospective or actual Certificateholder, without charge, upon written request, an electronic copy (without exhibits) of the Trust Agreement, upon request to [    ].

The Issuing Entity

On the Closing Date, and until the termination of the Trust Fund pursuant to the Trust Agreement, [    ] will be a common law trust formed under the laws of the State of New York. The Issuing Entity will be created under the Trust Agreement by the Depositor and its assets will consist of the Trust Fund. [On the Closing Date, the Sponsor will make an initial deposit of $1,000 into the [Basis Risk Reserve Fund] on behalf of the Issuing Entity.] The Issuing Entity will not have any liabilities as of the Closing Date. The fiscal year end of the Issuing Entity will be December 31 of each year.

[On the Closing Date, the Supplemental Interest Trust will be created under the Trust Agreement by the Depositor, and its assets will consist of the [Swap] Agreement and such assets as from time to time deposited in the Supplemental Interest Trust Account. The Supplemental Interest Trust will be a common law trust formed under the laws of the State of New York. [On the Closing Date, the Sponsor will make an initial deposit of $1,000 into the Supplemental Interest Trust Account on behalf of the Supplemental Interest Trust.] All assets of the Supplemental Interest Trust are payable under the Trust Agreement to the Trust Fund. See “Description of the Certificates—Supplemental Interest Trust.”]

The Issuing Entity will not have any employees, officers or directors.  The Trustee and the Depositor [and the Securities Administrator] will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Trust Agreement and the Sale and Assignment Agreement.

The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically provided in the Trust Agreement. Under the Trust Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Trust Agreement, borrow money on behalf of the Trust Fund or make loans from the assets of the Trust Fund to any person or entity, without the amendment of the Trust Agreement by Certificateholders and the other parties thereto as described under “—Certain Matters Under the Trust Agreement—Amendment of the Trust Agreement.”

If the assets of the Trust Fund are insufficient to pay the Certificateholders all principal and interest owed, holders of some or all classes of Certificateholders will not receive all of their expected payments of interest and principal and will suffer a loss. The risk of loss to holders of Subordinate Certificates is greater than to holders of Senior Certificates. See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement and Other Support” in this prospectus supplement. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding.  In the event of a bankruptcy of the Sponsor, the Depositor or any Underlying Trustee, it is not anticipated that the Trust Fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

The Trustee

The Trustee will be [    ], a [    ].  [Include Regulation-AB compliant description of Trustee.]

[If multiple trustees are involved in transaction, include Regulation-AB compliant description of each trustee.]

The Trustee will perform the functions described under “—Certain Matters Under the Trust Agreement—Duties of the Trustee” below.  As compensation for its services, the Trustee will be paid [    ], as set forth under “Fees and Expenses of the Trust Fund.”

[The Securities Administrator

The Securities Administrator will be [    ], a [    ].  [Include Regulation-AB compliant description of Securities Administrator.]

The Securities Administrator will be responsible under the Trust Agreement for [    ] and [    ]. The Securities Administrator will prepare the distribution date statements and [    ]. The Securities Administrator will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information. The Securities Administrator is entitled to the compensation described under “Fees and Expenses of the Trust Fund.”]

Assignment of the Underlying Securities

The Underlying Securities will be assigned by the Depositor to the Trustee, together with all principal and interest received with respect to such Underlying Securities on and after the Cut-off Date.  The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates.  Each Underlying Security will be identified in a schedule appearing as an exhibit to the Trust Agreement which will specify with respect to each Underlying Security, among other things, the Series name, the class designation of the Underlying Security, the CUSIP number, the original principal balance and the Security Principal Balance as of the close of business on the Cut-off Date, the Security Interest Rate, the final scheduled maturity date and the name of the Underlying Trustee.

As to each Underlying Security, the documents described in the prospectus under “The Agreements—Assignment of Private Mortgage-Backed Securities” are generally required to be delivered to the Trustee in accordance with the Trust Agreement.   [Describe any exceptions.]

Each transfer of the Underlying Securities from the Seller to the Depositor and from the Depositor to the Trustee will be intended to be a sale of the Underlying Securities and will be reflected as such in the Sale and Assignment Agreement and the Trust Agreement, respectively. However, in the event of insolvency of either the Seller or the Depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the Underlying Securities by the insolvent party as a financing secured by a pledge of the Underlying Securities. In the event that a court were to recharacterize the sale of the Underlying Securities by either the Seller or the Depositor as a financing, each of the Depositor, as transferee of the Underlying Securities from the Seller, and the Trustee will have a security interest in the Underlying Securities transferred to it.  The Trustee’s security interest will be perfected by [possession of the Underlying Securities in physical, definitive form.]

Representations and Warranties

The Underlying Securities were [purchased [        ]] [originated by [affiliates of] LBH].

[Pursuant to the terms of the Sale and Assignment Agreement, the Seller has made to the Depositor, as of the Closing Date certain representations and warranties concerning the Underlying Securities that generally include representations and warranties similar to those described in the prospectus under “The Agreements—Assignment of Private Mortgage-Backed Securities.”  The Depositor’s rights under the Sale and Assignment Agreement will be assigned by the Depositor to the Trustee for the benefit of holders of the Certificates pursuant to the Trust Agreement.]

[In addition to the representations and warranties summarized in the prospectus under the heading “The Agreements—Assignment of Private Mortgage-Backed Securities” the Seller has also made the following representations and warranties:  [List any representations and warranties which are material and are not listed in the prospectus.]]

Within the period of time specified in the Trust Agreement following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the Underlying Security, or receipt of notice of such breach, the Seller will be obligated either to (1) cure such breach or (2) repurchase the affected Underlying Security from the Trust Fund for a price equal to [the Security Principal Balance thereof plus accrued interest thereon].

To the extent that any Underlying Security as to which a representation or warranty has been breached is not repurchased or replaced by the Seller and a Realized Loss occurs with respect to that Underlying Security, holders of the Certificates, in particular the [    ] Certificates, may incur a loss.

Custody of the Underlying Securities

The Trustee [or a nominee thereof] will hold the related Underlying Security [in book-entry form] [in definitive, physical form].

Certain Matters Under the Trust Agreement

Duties of the Trustee.  The Trustee will serve as paying agent and certificate registrar. [The Trustee will make payments to Certificateholders based solely on the Distribution Date statements prepared by the Securities Administrator. The Trustee will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information.]

The Trustee will be required to perform only those duties specifically required of it under the Trust Agreement unless an Event of Default has occurred, in which case the Trustee may take such additional actions as described below under “—Events of Default under the Trust Agreement.” Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they are in the form required by the Trust Agreement; however, the Trustee will not be responsible for the accuracy or content of any documents furnished to the Trustee by the [    ] or any other party.

The Trustee will not have any liability arising out of or in connection with the Trust Agreement, except that the Trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in an Event of Default, and the Trustee will not be deemed to have notice of any Event of Default unless an officer of the Trustee has actual knowledge of the Event of Default or written notice of an Event of Default is received by the Trustee at its Corporate Trust Office. See “—Events of Default under the Trust Agreement” below. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

The Trustee will have no duties under the Trust Agreement with respect to any claim or notice it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan under the Trust Agreement; however, the Trustee will remit to [    ] any claim or notice it may receive which is delivered to the Corporate Trust Office and which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property. [None of the provisions in the Trust Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of any Underlying Trustee].  The Trustee will not be responsible for any act or omission of the [the Securities Administrator,] the Depositor or any other party.

The Trustee will not be responsible for (a) any recording or filing of any agreement or of any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing which may have been made, or the validity, priority, perfection or sufficiency of the security for the Certificates, (b) the payment of any insurance related to the Certificates or the Underlying Securities or (c) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund, other than from funds available in any Trust Account.  The Trustee is not responsible for the validity of the Trust Agreement, the Swap Agreement or the Certificates or the validity, priority, perfection or sufficiency of the security for the Certificates.

Events of Default Under the Trust Agreement.  An Event of Default under the Trust Agreement will generally consist of:

•

[list events of default under the Trust Agreement]

•

[       ]

[So long as an Event of Default remains unremedied under the Trust Agreement, the Trustee may terminate the Securities Administrator, whereupon [    ], unless a successor Securities Administrator is appointed, will succeed to all responsibilities, duties and liabilities of the Securities Administrator under the Trust Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable Securities Administrator Fee, together with other servicing compensation as provided in the Trust Agreement.  In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor Securities Administrator.

During the continuance of an Event of Default under the Trust Agreement, the Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders, and Certificateholders evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the Trustee.  Also, the Trustee may decline to follow the direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

No Certificateholder, solely by virtue of that holder’s status as a Certificateholder, will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless that Certificateholder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby have made a written request upon the Trustee to institute a proceeding in its own name as Trustee thereunder, and have offered to the Trustee reasonable indemnity, and the Trustee for the number of days specified in the Trust Agreement has neglected or refused to institute such a proceeding.

Expenses and Indemnities of the Trustee.  The Trustee will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with the Trust Agreement, except for expenses, disbursements and advances incurred by the Trustee in the routine administration of its duties under the Trust Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The Trustee will also be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the Trust Agreement or in connection with the performance of its duties under the Trust Agreement, [the Swap Agreement,] or the Sale and Assignment Agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the Trust Agreement.

The Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from the Interest Remittance Amount and Principal Remittance Amount, prior to distribution of any amounts to Certificateholders, provided that such reimbursable amounts will not exceed $[    ] in the aggregate per year from the Closing Date to the first anniversary of the Closing Date and each for each subsequent anniversary year thereafter. The Trustee will be entitled to reimbursement for its expenses and indemnification amounts in excess of $[    ] in each anniversary year from the aggregate of any Interest Remittance Amount remaining after application of any Current Interest and Carryforward Interest and [    ], as described under “Description of the Certificates—Distributions of Interest—Interest Distribution Priorities.”

Resignation of Trustee.  The Trustee may, upon written notice to the Depositor [and the Securities Administrator], resign at any time, in which event the Depositor will appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after the Trustee’s notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

The Trustee may be removed at any time by the Depositor if (a) the Trustee ceases to be eligible to continue to act as trustee under the Trust Agreement, (b) the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee is appointed, (c) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located or (d) the continued use of the Trustee would result in a downgrading of the rating by any Rating Agency of any Class of Certificates. In addition, the Trustee may be removed at any time by holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates upon 30 days’ written notice to the Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee, whereupon the predecessor trustee will mail notice of the succession of the successor trustee to all Certificateholders; the expenses of the mailing are to be borne by the predecessor trustee. The predecessor trustee [will be required to assign to the successor trustee the physical certificates representing the Underlying Securities, and] will be required to assign and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect that transfer. In addition, the predecessor trustee will be required to execute and deliver such other instruments and do such other things as may reasonably be required to vest in the successor trustee all such rights, powers, duties and obligations.

Amendment of the Trust Agreement.  The Trust Agreement may be amended by the parties to the Trust Agreement, without notice to or consent of the Certificateholders:

(1)

to cure any ambiguity;

(2)

to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

(3)

to add any other provisions with respect to matters or questions arising under the Trust Agreement; or

(4)

to comply with any requirements imposed by the Code;

provided, that (a) no such amendment may adversely affect the status of any REMIC and (b) any amendment under clause (3) above must not adversely affect in any material respect the interests of any Certificateholders.  Any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Certificates.

The Trust Agreement may also be amended by the parties to the Trust Agreement with the consent of the Certificateholders of not less than 66% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no amendment may reduce the amount or delay the timing of payments on any Certificate without the consent of the holder of such Certificate, or reduce the percentage required to consent to the amendment, without the consent of Certificateholders of 100% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected by the amendment.

Reports to Certificateholders

The [Securities Administrator][Trustee] will prepare and, in the manner described under “Additional Information” above, will make available to each Certificateholder on each Distribution Date, or as soon thereafter as is practicable, a report setting forth the following information:

[(1)

the aggregate amount of the distribution to be made on that Distribution Date to each class of Certificates, to the extent applicable, allocable to principal on the Underlying Securities;]

[(2)

the aggregate amount of the distribution to be made on that Distribution Date to each class of Certificates allocable to interest and the calculation thereof;]

[(3)

the amount, if any, of any distribution to the [    ] Certificates;]

[(4)

the Security Principal Balance of each Underlying Security, and the aggregate Security Principal Balance of the Underlying Securities, as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under item (1) above;]

[(5)

the Class Principal Amount of each class of Certificates, to the extent applicable, as of that Distribution Date after giving effect to payments allocated to principal reported under item (1) above, separately identifying any reduction of any of the foregoing Certificate Principal Amounts due to Applied Loss Amounts;]

[(6)

by Pool and in the aggregate, the amount of any Realized Losses incurred with respect to the Underlying Securities (x) in the applicable Collection Period and (y) in the aggregate since the Cut-off Date;]

[(7)

the amount of the Trustee Fees, [Securities Administrator’s Fees,] [and other fees] paid during the Collection Period to which that distribution relates;]

[(8)

the aggregate outstanding Carryforward Interest, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each class of Certificates, after giving effect to the distribution made on that Distribution Date;]

[(9)

the Interest Rate applicable to that Distribution Date with respect to each class of Certificates;]

[(10)

with respect to [the Trust Fund][each Pool], the Interest Remittance Amount and the Principal Remittance Amount applicable to that Distribution Date;]

[(11)

if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Certificate Account and the amounts actually distributed);]

[(12)

the amount of any Overcollateralization Deficiency after giving effect to the distributions made on that Distribution Date;]

[(13)

the level of LIBOR and any other applicable Indices for that Distribution Date;]

[(14)

the amount of any Net Swap Payment to the Supplemental Interest Trust, any Net Swap Payment to the Swap Counterparty, any Swap Termination Payment to the Supplemental Interest Trust and any Swap Termination Payment to the Swap Counterparty.]; and

[(15)

a statement as to whether any exchanges of Exchangeable Certificates have taken place since the preceding Distribution Date, and, if applicable, the names, certificate balances, including notional balances, certificate interest rates, and any interest and principal paid, including any shortfalls allocated, of any classes of certificates that were received by the Certificateholder as a result of such exchange.]

[If applicable, list contents of any other reports to Certificateholders.]

[In addition, the Trustee will provide to Certificateholders the Distribution Date Statements relating to each Underlying Distribution Date in respect of the Underlying Securities distributed to holders of the Underlying Securities.]

In addition, within 90 days after the end of each calendar year, the Trustee will prepare and make available to any person who at any time during the calendar year was a Certificateholder of record, a report summarizing the items provided to the Certificateholders pursuant to items ([    ]) and ([    ]) above on an annual basis as may be required to enable those Certificateholders to prepare their federal income tax returns. Such information shall also include the amount of OID accrued on each class of Certificates and information regarding the expenses of the Trust Fund.  [The [Securities Administrator] will provide the Trustee with such information as is necessary for the Trustee to prepare such reports (and the Trustee may rely solely upon such information)].

Voting Rights

At all times [    ]% of all voting rights will be allocated among the holders of the [    ] Certificates as provided below. The portion of such voting rights allocated to the [    ] Certificates will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate Security Principal Balance of the Underlying Securities.  The remainder of such percentage portion of voting rights will be allocated to the [    ] Certificates.  The holders of the [    ] Certificates will each be allocated [    ]% of the voting rights.  The voting rights allocation to any class of Certificates will be allocated among all holders of each such class in proportion to the outstanding Certificate Principal Amount or Percentage Interest of such Certificates.

Yield, Prepayment and Weighted Average Life

General

The rate of distributions of principal on the Offered Certificates will be determined by the rate of distributions of principal on the [PO] Underlying Securities and the application of distributions of interest received on the [IO] Underlying Securities to pay principal, as described herein.  The rate of payment of principal on the [PO] Underlying Securities will be affected by the rate of payment of principal (including prepayments) of the related Underlying Mortgage Loans.  The availability of interest will be affected by the rate of distributions of interest, if any, on the [IO] Underlying Securities, which will be influenced by a variety of factors, including the rate of payment (including prepayments) on the outstanding balance of the related Underlying Mortgage Loans having relatively high interest rates and the application of distributions of principal received on the [PO] Underlying Securities to pay interest, as described herein.  The [IO] Underlying Securities will accrue interest on notional principal balances, which will also be affected by the rate of payment of principal (including prepayments) of the related Underlying Mortgage Loans.  Principal prepayments on Underlying Mortgage Loans that reduce the notional principal balance of an [IO] Underlying Security will reduce the amount of future distributions on such IO Underlying Security.  Consequently, if prepayments occur more rapidly than anticipated, it will be less likely that there will be excess interest amounts available to fund principal distributions on the Offered Certificates, and more likely that the related Interest Rates on the Offered Certificates will be reduced by application of the Net Funds Cap.

To the extent described in the related Disclosure Documents, the aggregate amount of distributions, the yields to maturity (or to early termination) and the rate of distributions in respect of principal and interest on the Underlying Securities will be affected by the rate and the timing of prepayments, defaults and realized losses on the Underlying Mortgage Loans.  For more information, see “Risk Factors” herein and the attached Disclosure Documents.

Prepayments and liquidations of mortgage loans are influenced by a variety of economic, geographic, demographic, social and other factors, including prevailing mortgage market interest rates, local and regional economic conditions, homeowner mobility and the rate at which homeowners default on their mortgages.  To the extent that there has been a decline in the value of the related mortgaged properties, prepayments caused by loan refinancing may become less likely.  In general, if prevailing mortgage rates fall significantly below the mortgage rates on the Mortgage Loans, the rate of prepayments (including refinancings) will be expected to increase.  Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the Underlying Mortgage Loans, the rate of prepayment on the Underlying Mortgage Loans will be expected to decrease.  Other factors affecting prepayment of mortgage loans include changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the values of the mortgaged properties, and servicing decisions.  [IO] Underlying Securities whose notional principal balances are based on Underlying Mortgage Loans with relatively high interest rates are especially sensitive to high rates of prepayment.  In addition, [IO] Underlying Securities may incur higher prepayments or liquidations when the Hybrid ARM Mortgage Loans first adjust.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters.  The Depositor has not inspected any of the mortgaged properties, and there can be no assurance that material damage to any mortgaged property due to such causes has not occurred or will not occur.  The standard hazard policies covering the mortgaged properties generally do not cover damage caused by flooding, landslides or earthquakes, and flood, landslide or earthquake insurance may not have been obtained with respect to such mortgaged properties.  To the extent that any insurance proceeds received with respect to any damaged mortgaged properties are not applied to the restoration thereof, such proceeds will be used to prepay the related Underlying Mortgage Loans in whole or in part.

Generally, a slower rate of principal prepayments than anticipated will negatively affect the yield on securities purchased at a discount, and a faster rate of principal prepayments than anticipated will negatively affect the yield on securities purchased at a premium.  However, even Offered Certificates purchased at a discount may be adversely affected by a fast rate of principal prepayments, because such prepayments will reduce the notional principal balances of and aggregate distributions on the [IO] Underlying Securities.  Prospective investors in Offered Certificates purchased at a premium should carefully consider the risk that a faster than anticipated rate of prepayments on the Underlying Mortgage Loans could result in a yield that is substantially lower than the anticipated yield.

Because it is impossible to predict with any accuracy the timing and dollar amount of principal prepayments that will be made on the Underlying Mortgage Loans, investors may find it difficult to analyze the effect of prepayments on the yields on the Offered Certificates.  No representation is made either as to (1) the anticipated rate or amount of prepayments, delinquencies, defaults or losses on the Underlying Mortgage Loans in the Underlying Trust Funds, (2) the timing or aggregate amount of distributions of principal on the [PO] Underlying Securities, (3) the timing or aggregate amount of distributions of interest on the [IO] Underlying Securities or (4) the anticipated yields on the Offered Certificates.  See “Risk Factors— Risks Related to Distributions on the Underlying Securities.”

[The yields on the Offered Certificates will be adversely affected to the extent that Fannie Mae is unable to make timely payment in full of amounts due on the related Agency Mortgage Securities.]

The yields on the Offered Certificates will depend in substantial part, in the event of any sale of Underlying Securities as described herein, on the proceeds realized in such sale.  The amount of such proceeds may be affected by prevailing market interest rates, market and economic conditions generally, the performance of the Underlying Mortgage Loans and other factors.  [The amount of such proceeds will also be affected by the market’s perception at the time of such sale of the ability of Fannie Mae to guarantee payment of amounts due on the related Agency Mortgage Securities.]

If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on the related Underlying Securities, the actual yield to maturity may be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the related Underlying Securities, the actual yield to maturity may be lower than that so calculated.

The effective yields to holders of the [    ] Certificates will be lower than the yields otherwise produced by the Certificate Interest Rate and the related purchase price because monthly distributions will not be made to the holders until the [    ] day (or the immediately following Business Day if the [    ] day is not a Business Day) of the month following the month in which interest accrues on the Certificate (without any additional distribution of interest or earnings thereon in respect of any delay.

[Subordination of the Class [      ] Certificates

On each Distribution Date, the holders of any higher ranking Class of Certificates will have a preferential right to receive amounts of interest and principal due to them on that Distribution Date before any distributions are made on any Class of Certificates subordinate to that Class. As a result, the yields to maturity and the aggregate amount of distributions on the Class [     ] Certificates will be more sensitive than the yields of higher ranking Certificates to the rate of delinquencies and defaults on the Mortgage Loans.

As more fully described herein, the principal portion of Realized Losses on the Underlying Securities will be allocated first to the lower ranking Classes of Subordinate Certificates, then to the Class [    ] Certificates, then to the Class [    ] Certificates, and then to the Class [    ] Certificates, in that order, until the Class Certificate Principal Amount of each Class has been reduced to zero, before any Realized Losses will be allocated to the Senior Certificates. The interest portion of Realized Losses will reduce the amount available for distribution on the related Distribution Date to the lowest ranking Class or Classes of Certificates outstanding on that date.]

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses).  The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal on the related Underlying Securities is paid, which may be in the form of scheduled amortization and the amount of excess interest applied in reduction of the Certificate Principal Amounts of the Offered Certificates.

Prepayments on mortgage loans are commonly measured relative to a [       ] prepayment standard or model. The model used in this prospectus supplement for the Underlying Securities (“[       ]”) is [       ], which represents [       ].

[       ] does not purport to be either a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any securities or pool of mortgage loans, including the Underlying Securities to be included in the Trust Fund or the Underlying Mortgage Loans.

The tables set forth on Annex C to this prospectus supplement were prepared based on the following modeling assumptions:

[Provide detailed list of all modeling assumptions.]

The actual characteristics and the performance of the Underlying Mortgage Loans will differ from the assumptions used in constructing the tables set forth on Annex C hereto, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the Underlying Mortgage Loans will prepay at a constant rate until maturity, that all of the Underlying Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Underlying Mortgage Loans. Moreover, the diverse remaining terms to maturity and Mortgage Rates of the Underlying Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of [       ] specified, even if the weighted average remaining terms to maturity and the weighted average Underlying Mortgage Rates of the Mortgage Loans are as assumed.  Any difference between such assumptions and the actual characteristics and performance of the Underlying Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the [    ] Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of [       ].

Subject to the foregoing discussion and assumptions, the tables set forth on Annex C hereto indicate the weighted average lives of the [    ] Certificates and set forth the percentages of the initial Class Principal Amounts of the [    ] Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of [       ].

The weighted average life of a [    ] Certificate is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the [    ] Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

Material Federal Income Tax Considerations

General

[An election will be made to treat the Trust Fund as a REMIC for federal income tax purposes. In the opinion of [McKee Nelson LLP] [Dechert LLP], assuming compliance with all provisions of the Trust Agreement, for federal income tax purposes the Trust Fund will qualify as one or more REMICs pursuant to Section 860D of the Code, the Offered Certificates other than the Class R Certificate will be considered to be “regular interests” in a REMIC within the meaning of the Code, and the Class R Certificate will be considered to be the sole class of “residual interest” in each REMIC within the meaning of the Code. See “Material Federal Income Tax Considerations” in the Prospectus.

Although the matter is not free from doubt, the Depositor intends to report stated interest on the Offered Certificates as “qualified stated interest.”

The Offered Certificates may be issued with original issue discount for federal income tax purposes. See “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments” in the Prospectus. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be a rate equal to [   ]% [   ]. No representation is made that the Underlying Mortgage Loans will prepay at these rates or at any other rates. Original issue discount must be included in income as it accrues on a constant yield method, regardless or whether a holder receives concurrently the cash attributable to original issue discount.

[Residual Certificates

Special tax considerations apply to an investment in Residual Certificates. In certain circumstances, the method of taxation of Residual Certificates can produce a significantly less favorable after-tax return for beneficial owners of Residual Certificates than would be the case if (1) Residual Certificates were taxable as debt instruments or (2) no portion of the taxable income on a Residual Certificate in each period were treated as “excess inclusion” income.  See “Material Federal Income Tax Considerations — REMIC Residual Certificates” in the Prospectus.

Residual Certificates may not be transferred, sold, pledged or otherwise assigned unless, prior to the transfer, the proposed transferee delivers to the Trustee an affidavit certifying that the transferee is not a Disqualified Organization and is not purchasing a Residual Certificate on behalf of a Disqualified Organization and certifying as to any matters as may be necessary to verify that no significant purpose of the transfer is to impede the assessment or collection of tax, including the ability of the transferee to pay applicable taxes. In addition, Residual Certificates may not be held by a nominee. Each proposed transferee must also sign a transferee letter which, in the case of a transfer to or from a Foreign Person, generally would require furnishing evidence that the transfer would be respected for federal income tax purposes.]

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Considerations” in the Prospectus.]

Legal Investment Considerations

[The Offered Certificates will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Offered Certificates.]

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors are encouraged to consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by them.  See “Legal Investment Considerations” in the Prospectus.

Use of Proceeds

The net proceeds from the sale of the Offered Certificates will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Underlying Securities [and the repayment of any financing][and the funding of the Pre-Funding Amount]. The Underlying Securities will be acquired by the Depositor from the Seller in a privately negotiated transaction.

ERISA Considerations

A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code should carefully review with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See “ERISA Considerations” in the accompanying Prospectus.

Underwriting

Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter(s), the Depositor has agreed to sell to the Underwriter(s), and the Underwriter(s) [has/have] agreed to purchase from the Depositor, all of the Offered Certificates [as expressed as a portion of Class Principal Amount or Class Notional Amount, as applicable, as set forth below].

[Provide the allocation among the Underwriter(s).]

The distribution of the Offered Certificates by the Underwriter(s) will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter(s) may effect the transactions by selling the Certificates to or through dealers, and the dealers may receive from the Underwriter(s), for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter(s) and any dealers that participate with the Underwriter(s) in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Act. The Underwriting Agreement provides that the Depositor will indemnify the Underwriter(s) against certain civil liabilities, including liabilities under the Act.

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[    ].

[         ] has entered into an agreement with the Depositor to purchase the Class [     ] Certificates simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

Lehman Brothers Inc. is an affiliate of the Depositor [and the Seller].

Legal Matters

Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter by [McKee Nelson LLP, Washington, D.C.] [Dechert LLP, New York, New York].

Ratings

It is a condition to the issuance of the Offered Certificates that they have the applicable rating or ratings by [    ], [    ] and [    ] indicated under “Initial Certificate Ratings” in the table on page S-1.

The ratings of “AAA” and “Aaa” are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Offered Certificates of distributions in the amount of scheduled payments on the Underlying Securities. The rating takes into consideration the characteristics of the Underlying Mortgage Loans and the structural and legal aspects associated with the Offered Certificates. The ratings do not take into consideration any of the tax aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments.

[The ratings do not address the likelihood that any Basis Risk Shortfall or Unpaid Basis Risk Shortfall will be paid to Certificateholders.]

There will be no arrangements to have the ratings monitored while the Certificates are outstanding.

The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than those described above; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies described above.

Glossary of Defined Terms

Accrual Period	For each class of [ ] and each Distribution Date, the period beginning on [ ] and ending on [ ].
Applied Loss Amount

For any Distribution Date, after giving effect to all Realized Losses incurred with respect to the Underlying Securities during the related Collection Period and distributions of principal on such Distribution Date, the amount by which the [    ] exceeds [     ].

Basis Risk Payment

For any Distribution Date, the sum of (1) any Basis Risk Shortfall for such Distribution Date, (2) any Unpaid Basis Risk Shortfall for such Distribution Date and (3) any Required Reserve Fund Amount (as specified in the Trust Agreement) for such Distribution Date.

Basis Risk Reserve Fund	A reserve fund into which any amount of [ ] is deposited in order to pay Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls.
Basis Risk Shortfall

For each Distribution Date and any class of [     ], the amount, if any, by which the amount calculated under the applicable Interest Rate formula exceeds the amount calculated under the applicable Net Funds Cap for such class.

BBA	The British Bankers’ Association.
Beneficial Owner	Any person acquiring an interest in a Book-Entry Certificate.
Book-Entry Certificates	The Certificates, other than any Definitive Certificate.
Business Day	Generally any day other than a Saturday or Sunday or a day on which banks in [ ] are closed.
Cap Contract	A limited recourse notional principal contract.
Carryforward Interest	For any class of [ ] and any Distribution Date, the sum of [ ].
Certificate Account	A certificate account maintained by [ ] on behalf of the Certificateholders.
Certificate Principal Amount

For any [     ] as of any Distribution Date, its initial Certificate Principal Amount as of the Closing Date, as reduced by all amounts previously distributed on that Certificate in respect of principal prior to such Distribution Date.

Certificateholder	Any person acquiring a beneficial ownership interest in any Certificate.
Certificates	The [ ].
Class Principal Amount	For any class of [ ], the aggregate of the Certificate Principal Amounts of all certificates of that class.
Clearstream Luxembourg	Clearstream Banking Luxembourg.
Clearstream Luxembourg Participants	Participating organizations that utilize the services of Clearstream Luxembourg.
Closing Date	[ ]
Code	The Internal Revenue Code of 1986, as amended.
Collection Period

For any Distribution Date, the [      ] period beginning on the [      ] day of the [      ] month immediately preceding the month in which such Distribution Date occurs and ending on the [      ] day of the month in which such Distribution Date occurs.

Current Interest	For any class of [ ] and any Distribution Date, the aggregate amount of interest accrued at the applicable Interest Rate during the [ ].
Cut-off Date	[ ]
Cut-off Date Balance	The Security Principal Balances of the Mortgage Loans as of the Cut-off Date.
Deferred Amount	For each Distribution Date and for each class [ ], the amount by which [ ].
Definitive Certificate	A physical certificate representing any Certificate.
Deposit Date	The Business Day immediately preceding each Distribution Date.
Designated Telerate Page

The Moneyline Telerate Service page 3750, or such other page as may replace page 3750, or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars.

Disclosure Documents	The prospectuses attached hereto as Annex [B] relating to each of the Underlying Securities, as applicable.
Distribution Date	[ ]
Distribution Date Statements	The distribution date statements prepared by each Underlying Trustee in respect of each Class of Underlying Securities.
DTC	The Depository Trust Company.
ERISA	The Employee Retirement Income Security Act of 1974, as amended.
ERISA Restricted Offered Certificate	An Offered Certificate which does not have a rating of BBB- or above or Baa3 or above at the time of its acquisition by a Plan.
Euroclear	The Euroclear System.
Euroclear Participants	Participating organizations that utilize the services of Euroclear.
Global Securities	The globally offered Certificates.
Index	The index applicable to any Underlying Security, based on [ ].
Interest Rate	[ ]
Interest Remittance Amount	For any Distribution Date and any Pool, an amount equal to [ ].
IRS	The Internal Revenue Service.
Issuing Entity	[ ]
LIBOR	The London Interbank Offered Rate.
LIBOR Business Day	Any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.
LIBOR Determination Date	The [ ] LIBOR Business Day preceding the commencement of each Accrual Period.
Maximum Interest Rate	[ ]
Monthly Excess Cashflow	For any Distribution Date, [ ].
Monthly Excess Interest	Any remaining Interest Remittance Amounts from [ ].
Net Funds Cap	For each Distribution Date , an annual rate equal to [ ].
Offered Certificates	The Class [ ,] Class [ ] and Class [ ]Certificates.
OID	Original issue discount.
One-Month LIBOR	The average of the interbank offered rates for one-month U.S. dollar deposits in the London market.
One-Year CMT

The weekly average yield on United States treasury security adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15(519) and most recently available as of the date 45 days before the related Adjustment Date.

Optimal Interest Remittance Amount	For each Distribution Date, the product of [ ].
Participant	Participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.
Plan	Any employee benefit plan or other retirement arrangement that is subject to ERISA or to Section 4975 of the Code.
Pool	[ ]
Pool Balance	For any Pool as of any date of determination, the aggregate of the Security Principal Balances of the Underlying Securities in such Pool as of such date.
Principal Distribution Amount	For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which [ ].
Principal Distribution Amount	For each Pool for any Distribution Date, an amount equal to [ ].
Principal Remittance Amount	For each Pool and for any Distribution Date, an amount equal to [ ].
PTCE 95-60	Prohibited Transaction Class Exemption 95-60.
PTE	A Prohibited Transaction Exemption granted by the U.S. Department of Labor.
Purchase Price	An amount equal to the sum of [ ].
Rating Agencies	Each of [ ].
Realized Loss	For any Underlying Security, the [amount designated or specified as a “Realized Loss” by the related Underlying Trustee].
Relevant Depositary	[ ] as depositary for Clearstream Luxembourg, and [ ] as depositary for Euroclear, individually.
Residual Certificate	The Class [R] Certificate.
Sale and Assignment Agreement	The securities sale and assignment agreement dated as of [ ], between the Seller and the Depositor.
Securities Act	The Securities Act of 1933, as amended.
Security Principal Balance

For any Underlying Security as of any date of determination, an amount generally equal to its outstanding principal balance as of the Cut-off Date after giving effect to payments due on or before such date, whether or not received, as reduced by all principal payments received on or before the last day of the Collection Period immediately preceding such date of determination.

Seller	[ ]
Series	Each Underlying Trust Fund, as set forth under “Description of the Trust Fund Property” in this prospectus supplement.
Six-Month LIBOR	The average of the interbank offered rates for six-month U.S. dollar deposits in the London market, calculated as provided in the related mortgage note.
Six-Month LIBOR Mortgage Loans	Adjustable Rate Mortgage Loans providing for semi-annual adjustment of the related Mortgage Rate based on Six-Month LIBOR.
SMMEA	The Secondary Mortgage Market Enhancement Act of 1984, as amended.
Stepdown Date	The earlier of (x) [ ] or (y) [ ].
Subsequent Recovery	Any amount designated as a “Subsequent Recovery” by the related Underlying Trustee with respect to an Underlying Security for which a Realized Loss has been incurred for such Underlying Security.
Target Amount	For any Distribution Date, an amount equal to [ ].
Tax Counsel	[ ]
Trust Accounts	The Certificate Account, [the Securities Administration Account], the Basis Risk Reserve Fund and [ ].
Trust Agreement	The trust agreement dated as of [ ], among [ ].
Trust Fund	The trust fund created pursuant to the Trust Agreement.
Trustee	[ ] in its capacity as trustee under the Trust Agreement, or any successor thereto.
Underlying Mortgage Loans

The [conventional, adjustable and fixed rate, fully amortizing and balloon, first and second lien [residential][multifamily][mixed residential/commercial][commercial] mortgage loans] included in the Underlying Trust Funds.

Underlying Originators	Each of the originators that originated the Underlying Mortgage Loans, as set forth under “Underwriting Guidelines” in this prospectus supplement.
Underlying Securities	Each of the securities constituting the Trust Fund Property as set forth under “Description of the Trust Fund Property” in this prospectus supplement.
Underlying Servicers	Each of the servicers responsible for servicing the Underlying Mortgage Loans, as set forth under “The Underlying Servicers” in this prospectus supplement.
Underlying Trust Funds	Each trust fund underlying each Underlying Security.
Underlying Trustees	Each trustee underlying each Underlying Trust Fund.
Underwriter	[ ]
Underwriting Agreement	Collectively, the underwriting agreement and the terms agreement between the Depositor and the Underwriter.
Unpaid Basis Risk Shortfall

For any class of [     ] on any Distribution Date, the aggregate of all Basis Risk Shortfalls for such class remaining unpaid from all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, computed without regard to the applicable Net Funds Cap, but limited to a rate no greater than [    ].

[The following Annexes are incorporated by reference
into this prospectus supplement.]

 Annex A:
Distribution Date Statements

 Annex B:
Disclosure Documents

 Annex C:
Principal Amount Decrement Tables

Percentage of Initial Class Certificate Principal Amount of the Offered Certificates
Outstanding at the Following Percentages of [   ]

	Class [ ] Certificates
Distribution Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%

Weighted Average Life in Years

__________

* Indicates a value between 0.0% and 0.5%.

 Annex [C]:
Available Combinations for Exchange

Original Certificates				Exchangeable Certificates
Mortgage Pool	Original Class	Original Balance(1)	CUSIP Number	Exchange Class	Maximum Original Class Principal Balance	Interest Type	Principal Type(2)	Summary Interest Rate Formula	CUSIP Number	Final Distribution Date
Combination 1
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Combination 2
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

$[                ]

(Approximate)

Structured Asset Securities Corporation

Mortgage Pass-Through Certificates

Series [     ]

Structured Asset Securities Corporation

[Depositor]

[                               ]

[Issuing Entity]

[                               ]

[Sponsor and Seller]

_______________

PROSPECTUS SUPPLEMENT

[                ]

_______________

[Underwriters]

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, [                      ], 20[   ]

PROSPECTUS SUPPLEMENT

(To Prospectus dated [               ])

$[              ] (Approximate)

SASCO MORTGAGE LOAN TRUST [     ]

Mortgage Backed Notes

[                        ]

[                        ]

Sponsor and Seller

    Issuing Entity

[                        ]

Structured Asset Securities Corporation

[Servicer/Master Servicer]

Depositor

______________________________

Consider carefully the risk factors beginning on page S-[   ] of this prospectus supplement and on page [   ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary beginning on page S-[   ] in this prospectus supplement and the index of principal terms on page [   ] in the prospectus.

The notes will represent obligations of the issuing entity only and will not represent obligations of the sponsor, the depositor or any of their affiliates or any other party.

This prospectus supplement may be used to offer and sell the notes offered hereby only if accompanied by the prospectus.

The issuing entity will issue notes including the following classes offered hereby:

●   [      ] classes of senior notes

●   [      ] classes of subordinate notes

The classes of notes offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, in the table under “The Offered Notes” on page S-[   ] of this prospectus supplement.  This prospectus supplement and the accompanying prospectus relate only to the offering of the notes listed in the table on page S-[   ] and not to the other classes of notes that will be issued by the issuing entity as described in this prospectus supplement.

Payments on the offered notes will be payable [       ], as described in this prospectus supplement.  The first expected payment date will be [        ].  Credit enhancement for the offered notes includes [describe any credit enhancement].  [Amounts payable under [describe any derivative agreements] provided by [    ] will be applied to [describe purpose of derivative agreement(s)].] [The Class [   ] Notes will be exchangeable for certain other classes of notes, as described in this prospectus supplement.] [The notes are subject to a mandatory auction call on [   ] as described under “Description of the Mortgage Notes—Mandatory Auction Call of the Notes.”]

[Describe assets of the issuing entity.][After the closing date of this transaction, but before [     ], the issuing entity may acquire additional mortgage loans for inclusion in the mortgage pool as described at “Description of the Mortgage Pool—Conveyance of Subsequent Mortgage Loans” in this prospectus supplement.]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

[Describe underwriting arrangements.]

On or about [         ], delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of [    ].

[Underwriters]

The date of this prospectus supplement is [             ]

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

The information presented in this prospectus supplement is intended to enhance the general terms of the accompanying prospectus.  You should rely on the information in this prospectus supplement for the specific terms of the notes and the offering.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with any other information.

We are not offering the notes in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

_____________________

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

_____________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

Page


The Offered Notes

S-1

Summary of Terms

S-6

Risk Factors

S-16

Glossary

S-32

Description of the Notes

S-32

General

S-32

Book-Entry Registration

S-33

[Exchangeable Notes

S-34

Payments of Interest

S-35

[Determination of LIBOR

S-38

Payments of Principal

S-38

Credit Enhancement

S-39

Optional Purchase of the Mortgage Loans

S-41

[Mandatory Auction Call of the Notes

S-41

Fees and Expenses of the Trust

S-42

Description of the Mortgage Pool

S-43

General

S-43

[Adjustable Rate Mortgage Loans

S-46

[Multifamily and Mixed Use Loans

S-47

[Participation Interests in Mortgage Loans

S-47

[Primary Mortgage Insurance

S-47

The Mortgage Loans

S-48

[Conveyance of Subsequent Mortgage Loans

S-48

[Acquisition by the Trust of Additional Mortgage Loans

S-50

Static Pool Information

S-51

Legal Proceedings

S-52

Affiliations

S-52

Additional Information

S-52

Underwriting Guidelines

S-53

[Originator Name]

S-53

[    ] Underwriting Guidelines

S-53

General Underwriting Guidelines

S-53

[The Master Servicer]

S-53

The Servicer

S-54

General

S-54

[Servicer Name]

S-54

Administration of the Trust

S-55

Servicing and Administrative Responsibilities

S-55

Trust Accounts

S-59

Example of Payments

S-60

Mortgage Loan Servicing

S-61

General

S-61

Servicing Accounts and the Collection Account

S-62

Reserve Accounts

S-62

Servicing Compensation and Payment of Expenses

S-62

Waiver or Modification of Mortgage Loan Terms

S-63

Prepayment Interest Shortfalls

S-63

Advances

S-63

[Primary Mortgage Insurance

S-64

Collection of Taxes, Assessments and Similar Items

S-64

Insurance Coverage

S-64

Evidence as to Compliance

S-64

[Master Servicer Default;] Servicer Default

S-65

Amendment of the Servicing Agreement

S-65

Custody of the Mortgage Files

S-65

[Optional Purchase of Defaulted Mortgage Loans

S-66

[Special Servicer for Distressed Mortgage Loans

S-66

[Pledge of Servicing Rights

S-66

The Trust Agreement, Indenture and Administration Agreement

S-66

General

S-66

The Issuing Entity

S-66

The Owner Trustee

S-67

The Ownership Certificate

S-67

Certain Matters under the Agreements

S-68

Administration

S-72

Amendment

S-72

Servicing

S-73

The Sale and Assignment Agreement and the Transfer and Servicing Agreement

S-73

General

S-73

Assignment of Mortgage Loans

S-73

Representations and Warranties

S-73

Amendment

S-77

Voting Rights

S-77

General

S-77

[Subordination of the Class [      ] Notes

S-80

Weighted Average Life

S-80

Material Federal Income Tax Considerations

S-81

Tax Classification of the Trust and of the Notes

S-81

Tax Consequences to Holders of the Notes

S-81

State and Local Income Tax Considerations

S-82

Legal Investment Considerations

S-82

Use of Proceeds

S-82

ERISA Considerations

S-83

Underwriting

S-83

Legal Matters

S-83

Ratings

S-84

Glossary of Defined Terms

S-85

Annex A:  Certain Characteristics of the Mortgage Loans

S-1

Annex B-1:  Assumed Mortgage Loan Characteristics

S-1

Annex B-2:  Principal Amount Decrement Tables

S-1

Annex [C]:  Available Combinations for Exchange

S-1


The Offered Notes

The notes consist of the [class(es)] of notes listed in the tables below[, together with the Class [       ] Notes].  Only the classes of notes listed in the tables below are offered by this prospectus supplement.

Class	[Related Mortgage Pool(s)]	Class Principal or Notional Amount(1)	Initial Interest Rate(2)	Summary Interest Rate Formula (until Initial Optional Termination Date)(3)	Summary Interest Rate Formula (after Initial Optional Termination Date)(3)	Principal Type	Interest Type	Initial Note Ratings
								[Name of Rating Agency]	[Name of Rating Agency ]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Description of Interest Rate]	[Insert Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Description of Interest Rate]	[Insert Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Description of Interest Rate]	[Insert Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]

(1)

These balances are approximate, as described in this prospectus supplement.

(2)

Reflects the interest rate as of the closing date.

(3)

Reflects the summary interest rate formula [to be described as applicable].

The offered notes will also have the following characteristics:

Class	Record Date	Delay / Accrual Period	Interest Accrual Convention	Final Scheduled Payment Date	Expected Final Scheduled Payment Date	Minimum Denominations	Incremental Denominations	CUSIP Number
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Summary of Terms

•

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the notes, you should carefully read this entire prospectus supplement and the accompanying prospectus.

•

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•

Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included in this prospectus supplement.

•

[Whenever we refer to a percentage of some or all of the mortgage loans in the trust [or in any pool], that percentage has been calculated on the basis of the total scheduled principal balance of those mortgage loans as of [        ], unless we specify otherwise.  We explain in this prospectus supplement under “Description of the Notes—Payments of Principal” how the scheduled principal balance of a mortgage loan is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any mortgage loans, we mean the total of their scheduled principal balances determined by that method, unless we specify otherwise.]

Parties

Sponsor and Seller

[       ] will sell the mortgage loans to the depositor.

Depositor

Structured Asset Securities Corporation, a Delaware special purpose corporation, will sell the mortgage loans to the issuing entity. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 526-7000.

Issuing Entity

[       ].

Indenture Trustee

[       ].

Owner Trustee

[       ].

[Trust Administrator

[       ] will be responsible for preparing monthly payment statements and certain tax information for investors and certain tax filings for the trust.]

[Master Servicer

[       ] will oversee the servicing of the mortgage loans by the servicers.]

Primary Servicer[s]

On the closing date, [       ] will service approximately [       ]% of the mortgage loans.

 [Credit Risk Manager

[       ] will monitor and advise the servicers with respect to default management of the mortgage loans and also prepare certain loan-level reports for the trust which will be available for review by noteholders.]

Originator[s]

[       ] and [various other banks, savings and loans and other mortgage lending institutions] originated the mortgage loans to be included in the trust.

[Note Insurer

[   ] will provide a note guaranty insurance policy for [    ] Notes.

 [[Swap] [Cap] Counterparty

[       ].]  [If an affiliate of any other transaction party, disclose such here.]

[Auction Administrator

[

].]

[Mortgage Insurance Providers

On the closing date, [       ] will provide primary mortgage insurance for [   ] of the [   ] mortgage loans [with original loan-to-value ratios in excess of [   ]%].]

[Affiliations

[If the sponsor, depositor or issuing entity is an affiliate of any servicer, indenture trustee, owner trustee, originator or any other transaction party, disclose such here. Also, disclose any other affiliations among transaction parties.]]

The Notes

The notes offered by this prospectus supplement will be issued with the initial approximate characteristics set forth under “The Offered Notes” in the table on page S-[   ].

[The offered notes will be issued in book-entry form.  The minimum denominations and the incremental denominations of each class of offered notes are set forth in the table on page S-[   ].]

The notes represent obligations of the trust and will be secured by collateral consisting primarily of [describe assets of the trust] having a total principal balance as of the cut-off date, which is [       ], of approximately $[       ].

The trust will also issue an ownership certificate which will not be entitled to monthly payments of principal and interest, but rather solely to any excess cashflow remaining after all payments on the notes and certain other fees and expenses of the trust have been made on the related payment date.

[The mortgage loans to be included in the trust will be divided into [       ] mortgage pools: [name pools].  [Describe pool assets].

[Payments of principal and interest on the Class [       ] Notes will be based primarily on collections from the pool [    ] mortgage loans.  Payments of principal and interest on the Class [       ] Notes will be based primarily on collections from the pool [    ] mortgage loans. Payments of principal and interest on the Class [       ] Notes will be based on collections from [both / all] mortgage pools as described herein.]

The rights of holders of the Class [       ] Notes to receive payments of principal and interest will be subordinate to the rights of the holders of notes having a senior priority of payment, as described in this Summary of Terms under “—Enhancement of Likelihood of Payment on the Notes—Subordination of Payments” below.  We refer to the Class [       ] Notes collectively as “subordinate” notes.  We refer to the Class [       ] Notes collectively as “senior” notes.

[The Class [     ] and Class [     ] Notes are exchangeable for certain other classes of senior notes in the combinations identified on Annex [   ] to this prospectus supplement.]

[The Class [    ] Notes will be entitled to receive all the cash flow from the mortgage pools solely arising from prepayment premiums paid by the borrowers on certain voluntary, full and partial prepayments of the mortgage loans. Accordingly, these amounts will not be available for payments to the servicers or to holders of other classes of notes.]

[The Class [    ] Notes will be entitled to receive any monthly excess cashflow remaining after required payments are made to the offered notes.]

[The Class [       ] Notes and the ownership certificate are not offered by this prospectus supplement.]

The offered notes will have an approximate total initial principal amount of $[       ]. Any difference between the total principal amount of the offered notes on the date they are issued and the approximate total principal amount of the offered notes as reflected in this prospectus supplement will not exceed 5%.

Payments on the Notes

Principal and interest on each class of the notes will be payable on the [25th] day of each month, beginning in [          ].  However, if the [25th] day is not a business day, payments will be made on the [next] business day after the [25th] day of the month.

Interest Payments

Amounts Available for Interest Payments

Interest will accrue on each class of offered notes at the applicable annual rates described below:

•

Class [       ] Notes: [describe interest rate and any applicable caps or limitations].

[If the option to purchase the mortgage loans is not exercised by the [servicer/master servicer] on the initial optional termination date as described under “—The Mortgage Loans—Optional Purchase of the Mortgage Loans” below, then with respect to the next payment date and each payment date thereafter, the applicable annual rate [describe any changes in the interest rate].

See “—The Mortgage Loans—Optional Purchase of the Mortgage Loans” below.

[You will receive from each pool of mortgage loans only the payments of interest that the component parts of your class of notes that relate to that mortgage pool are entitled to receive.  As described in this prospectus supplement, you may receive less than you are entitled to from any particular pool of mortgage loans if those mortgage loans do not generate enough interest in any particular month to pay interest due.]

[The Class [   ] Notes are principal-only notes and will not be entitled to payments of interest.]

See “Description of the Notes—Payments of Interest” in this prospectus supplement.

Priority of Interest Payments

In general, on each payment date, the interest remittance amount, which is the amount of interest collected from the mortgage loans during the collection period related to the payment date minus the amount of any [servicing fees][other fees], will be paid in the following order of priority:

first, [to the Class [   ] Notes, the amount of [   ]];

second, [to the Class [   ] Notes, the amount of [   ]]; and

[   ], [any remaining interest after payments as described above will be paid to the notes as [excess interest]].

[The Interest Rate Swap Agreement/Cap Agreement

[   ] will enter into an [interest rate swap agreement/cap agreement] with [       ], as [swap/cap] counterparty. Under the [interest rate swap agreement/cap agreement], [describe swap agreement].

See [   ] in this prospectus supplement.]

[A graphic illustration of interest payment priority to be provided to the extent such illustration enhances the disclosure of the interest payment priority.]

Principal Payments

Amounts Available for Principal Payments

The amount of principal payable on the [   ] notes will be determined by (1) formulas that allocate portions of principal payments received on the mortgages loans between [mortgage pools] [different note classes], (2) funds received on the mortgage loans that are available to make payments on the notes and (3) [the application of excess interest from each mortgage pool to pay principal on the notes].

Priority of Principal Payments

In general, on each payment date, the principal remittance amount, which is the amount of principal collected from the mortgage loans during the collection period related to the payment date, including prepayments, liquidation proceeds and amounts from mortgage loans repurchased from the trust, minus the amount of any [expenses of the indenture trustee][other expenses], will be paid in the following order of priority:

first, [to the Class [   ] Notes, the amount of [   ]];

second, [to the Class [   ] Notes, the amount of [   ]]; and

[   ], [any remaining principal after payments as described above will be paid to the notes as [excess cashflow]].

[A graphic illustration of principal payment priority to be provided to the extent such illustration enhances the disclosure of the principal payment priority.]

Trigger Events

The manner of allocating payments of principal on the mortgage loans will differ, as described above, depending upon the occurrence of several different events or triggers:

•

[describe any applicable events or triggers];

See “Description of the Notes — Payments of Principal” and “Glossary of Defined Terms” in this prospectus supplement.

Limited Recourse

The only source of cash available to make interest and principal payments on the notes will be the assets of the trust pledged to secure the notes.  The trust will have no other source of cash other than collections and recoveries of the mortgage loans through insurance or otherwise [if applicable, describe any cap or derivatives providing support] [if applicable, describe any pool or note guaranty insurance policy].  No other entity will be required or expected to make any payments on the notes [other than [   ] with respect to the guaranty insurance policy].

Exchangeable Notes

On each payment date when exchangeable notes are outstanding, principal distributions from the applicable related notes are allocated to the related exchangeable notes that are entitled to principal.  The payment characteristics of the classes of exchangeable notes will reflect the payment characteristics of their related classes of regular notes. Annex [   ] shows the characteristics of the exchangeable notes and the combinations of notes and exchangeable notes.

See “Description of the Notes—Exchangeable Notes—Procedures" in this prospectus supplement and "Description of the Securities—Exchangeable Securities" in the prospectus for a description of exchangeable notes and exchange procedures and fees.

Enhancement of Likelihood of Payment on the Notes

The payment structure of this securitization includes [forms of credit enhancement to be described as applicable].  [The [   ] notes will [be insured by a] [not be insured by any] financial guaranty insurance policy.]  [Name of financial guaranty insurance policy to be provided if applicable.]

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Credit Enhancement” in this prospectus supplement for a detailed description of the forms of credit enhancement available to the notes.

[Subordination of Payments

Notes with an “A” in their class designation will have a payment priority as a group over other notes.  Class [   ] notes will have a payment priority over class [   ] notes, and class [   ] notes will have a payment priority over class [   ] notes.

These payment priorities are intended to increase the likelihood that the holders of class [  ] notes and, to a lesser extent, the holders of class [  ] notes, will receive regular payments of interest and principal.

See “Description of the Notes—Credit Enhancement—Subordination” in this prospectus supplement.]

[Allocation of Losses

As described in this prospectus supplement, amounts representing losses on the mortgage loans (to the extent that those losses exceed excess interest and any overcollateralization, as described in this prospectus supplement) will be applied to reduce the principal amount of the [    ] class of notes still outstanding that has the lowest payment priority, until the principal amount of that class of notes has been reduced to zero.  For example, losses in excess of overcollateralization and excess interest will first be allocated in reduction of the principal amount of the Class [    ] Notes until it is reduced to zero, then in reduction of the principal amount of the Class [    ] Notes until it is reduced to zero.  If a loss has been allocated to reduce the principal amount of a [   ] note, it is unlikely that investors will receive any payment in respect of that reduction [except in the case of those notes covered by the guaranty insurance policy as described below].

[A graphic illustration of allocation of losses to be provided to the extent such illustration enhances the disclosure of the allocation of losses.]

See “Description of the Notes—Credit Enhancement—Application of Realized Losses” in this prospectus supplement.]

[Excess Interest

The mortgage loans bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the [    ] notes and [   ].  This “excess interest” received from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to maintain the required level of overcollateralization.

In general, on each payment date, any excess interest will be paid in the following order of priority:

first, [to the Class [   ] Notes, the amount of [   ]];

second, [to the Class [   ] Notes, the amount of [   ]]; and

[   ], [any remaining excess interest after payments as described above will be paid to the holder of the ownership certificate.

[A graphic illustration of any excess interest distribution to be provided to the extent such illustration enhances the disclosure of the application of excess interest.]

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Credit Enhancement—Excess Interest” in this prospectus supplement.]

[Overcollateralization

On the closing date, the total principal balance of the mortgage loans in the trust is expected to exceed the total principal amount of the notes by approximately $[    ], which represents approximately [    ]% of the total principal balance of the mortgage loans in the trust as of [    ].  This condition is referred to in this prospectus supplement as “overcollateralization.”  Thereafter, to the extent described in this prospectus supplement, a portion of excess interest may be applied to pay principal on the notes to the extent needed to maintain the required level of overcollateralization.  We cannot, however, assure you that sufficient interest will be generated by the mortgage loans to maintain any level of overcollateralization.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Credit Enhancement—Overcollateralization” in this prospectus supplement.]

[Limited Cross-Collateralization

Under certain limited circumstances, principal payments on the mortgage loans in [a pool] may be paid as principal to holders of the [   ] notes corresponding to [another pool or pools].

If the [   ] notes relating to one pool have been retired, then principal payments on the mortgage loans relating to the retired [   ] notes will be paid to the remaining [   ] notes of the other [pool or pools], if any, before being paid to the [   ] notes.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Payments of Principal” in this prospectus supplement.]

[Primary Mortgage Insurance

[Approximately [    ]% of the first lien mortgage loans with original loan-to-value ratios in excess of [80]% are covered by existing borrower-paid primary mortgage insurance policies.]  [On the closing date, [   ] loan-level primary mortgage insurance policies will be obtained on behalf of the trust from [    ] in order to provide initial primary mortgage insurance coverage for approximately [    ]% of those first lien mortgage loans with original loan-to-value ratios in excess of [80]%.  However, these primary mortgage insurance policies will provide only limited protection against losses on defaulted mortgage loans.

See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement—Primary Mortgage Insurance” and “Description of the Mortgage Pool—Primary Mortgage Insurance” in this prospectus supplement.]

[Interest Rate Swap Agreement

Any net swap payment received under the [interest rate swap agreement] will be applied to pay interest shortfalls, maintain overcollateralization and cover losses, as described in this prospectus supplement.

See “Description of the Notes— Payments of Interest—Interest Rate Swap Agreement” in this prospectus supplement.]

[[Note] [Pool] Insurance Policy

The [   ] [note][pool] guaranty insurance policy will guarantee certain interest and principal payments to holders of [   ] Notes under the instances described in this prospectus supplement.  [No other classes of notes will benefit from the note guaranty insurance policy.]

For information about [   ] and for a more detailed discussion of the [   ] guaranty insurance policy, see “The [Note] [Pool] Insurance Policy” in this prospectus supplement.

Fees and Expenses

Before payments are made on the notes, the servicer will be paid a monthly fee calculated either as [    ]% annually.

[In addition, the providers of the loan-level primary mortgage insurance policies will be paid an annual percentage of the principal balance of each mortgage loan insured by that primary mortgage insurance provider.  These fees will be [    ]% annually for [    ].]

The owner trustee will be paid [   ].  The indenture trustee will be paid [   ]%.  The trust administrator will be paid [   ]%.

[describe other fees to be paid to any indenture trustee, owner trustee, master servicer, trust administrator and credit risk manager, as applicable].

In each case, the fees described above will be paid to the related party from amounts received on the mortgage loans, before payments of any amounts to noteholders. The [servicer’s] fees will be paid prior to the payment of other fees. [The other parties will be paid their fees simultaneously on a proportionate basis.]

Expenses of the servicer[, the custodians, the master servicer, the owner trustee and the trust administrator] will be reimbursed before payments are made on the notes.  Expenses of the indenture trustee will be reimbursed up to $[    ] annually before payments of interest and principal are made on the notes; any additional unpaid expenses above $[    ] in any year will be paid to the indenture trustee to the extent of any remaining interest remittance amount after all payments of interest on the notes.

See “Fees and Expenses of the Trust” in this prospectus supplement.

Final Scheduled Payment Date

The final scheduled payment date for the offered notes will be the applicable payment date specified in the table on page S-[   ].  The final scheduled payment date for the [      ] notes is based upon [      ].  The actual final payment date for each class of offered notes may be earlier or later, and could be substantially earlier, than the applicable final scheduled payment date.

The Mortgage Loans

On the closing date, which is expected to be on or about [     ], the assets of the trust will consist primarily of [one pool] [pools of] [describe mortgage pool(s)] mortgage loans with a total principal balance as of the cut-off date of approximately $[    ].  The mortgage loans will be secured by [mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages].

The depositor expects that the mortgage loans will have the following characteristics as of the cut-off date:

[Aggregate] [Pool __ ] Mortgage Loan Summary

	Range or Total	Weighted Average	Total Percentage(1)

Number of Mortgage Loans
Number of Fixed Rate Mortgage Loans
Number of Adjustable Rate Mortgage Loans
Total Scheduled Principal Balance
Scheduled Principal Balances
Mortgage Rates
Original Terms to Maturity (in months)
Remaining Terms to Maturity (in months)
Original Combined Loan-to-Value Ratios
Number of Second Lien Mortgage Loans
Number of Interest-Only Mortgage Loans
Number of Balloon Mortgage Loans
Geographic Distribution in Excess of 10.00% of the Total Scheduled Principal Balance:
Number of Mortgage Loans in [ ]
Number of Mortgage Loans in the Maximum Single Zip Code Concentration
Credit Scores
Number of Mortgage Loans with Prepayment Premiums at Origination
Gross Margins(2)
Maximum Mortgage Rates(2)
Minimum Mortgage Rates(2)
Months to Next Mortgage Rate Adjustment(2)
Initial Caps(2)
Periodic Caps(2)

(1)

Percentages calculated based on the total principal balance of the mortgage loans.

(2)

The weighted average is based only on the adjustable rate mortgage loans in [   ] pool[s].

[In addition, approximately [   ] mortgage loans, with a total principal balance as of the cut-off date of approximately $[  ], which represents approximately [   ]% of the mortgage loans, are represented by participation interests in mortgage loans. The depositor expects that the participation interests will have the following characteristics as of the cut-off date: [    ].]

[The mortgage loans were generally originated or acquired in accordance with underwriting guidelines that are [less strict than][in accordance with] Fannie Mae and Freddie Mac guidelines. [As a result, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards.]]

[The mortgage loans held by the trust will not be insured or guaranteed by any government agency.]

[None of the mortgage loans in the trust will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.]

Servicing of the Mortgage Loans

[The mortgage loans will be master serviced by [       ].  The master servicer will oversee the servicing of the mortgage loans by the servicer[s].]  Primary servicing may subsequently be transferred to servicers other than the initial servicer[s], in accordance with the transfer and servicing agreement and the servicing agreement, as described in this prospectus supplement.

[[    ] will retain certain rights relating to the servicing of the mortgage loans, including the right to terminate and replace any servicer, at any time, without cause, in accordance with the terms of the applicable servicing agreement, which, among other things, generally requires payment of a termination fee.]

See “The Master Servicer,” “The Servicer” and “Servicing of the Mortgage Loans” in this prospectus supplement.

[The Pre-Funding Arrangement

On the closing date, approximately $[         ], which represents [         ]% of the mortgage pool assets, will be deposited by [        ] in a pre-funding account maintained by [          ].  It is intended that additional subsequent mortgage loans will be sold to the trust by the depositor from time to time, from [       ] until [       ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional mortgage loans if applicable.]]

[See “Description of the Mortgage Pools—Conveyance of Subsequent Mortgage Loans” in this prospectus supplement.]

[The Revolving Period

On each payment date during the revolving period (i.e. from the closing date until [    ]), the depositor may direct the indenture trustee on behalf of the trust to purchase from the depositor for inclusion in the trust additional mortgage loans, up to an aggregate maximum purchase price of $[    ], which represents approximately [    ]% of the total principal balance of the mortgage pool[s] as of the cut-off date.  If the depositor so directs, the [indenture trustee] [trust administrator] will deposit all or a portion of the amount of [interest] [principal] payable on the mortgage loans [from each mortgage pool] that would otherwise be made to noteholders into a separate revolving account established for the [related] mortgage pool, and will apply deposits in the revolving account to fund the purchase of those additional mortgage loans [to be included in that mortgage pool], provided certain other conditions are satisfied at the time of purchase.  Funds on deposit in the revolving account may only be applied to acquire additional mortgage loans for the [related] mortgage pool.  The additional mortgage loans will have the same general characteristics as the [related] mortgage pool described in this prospectus supplement.]]

[See “Description of the Mortgage Pool—Acquisition by the Trust of Additional Mortgage Loan” in this prospectus supplement.]

Optional Purchase of the Mortgage Loans

[               ], [with the prior written consent of [     ], which consent may not be unreasonably withheld,] may purchase the mortgage loans and the other assets of the trust on or after the initial optional termination date, which is the payment date following the month in which the total principal balance of the mortgage loans [(determined in the aggregate rather than by pool)] declines to less than [   ]% of the initial total principal balance of the mortgage loans as of the cut-off date.  If [            ] does not exercise that option, [           ]  may purchase the mortgage loans.

[If the mortgage loans in any pool and the other assets of the pool are purchased, the noteholders of the related classes of notes will be paid [   ].]

[If the option to purchase the mortgage loans is not exercised on the initial optional termination date, then, beginning with the next payment date and thereafter, the interest rates on the offered notes will be increased as described in the table on page S-[  ].]

See “Description of the Notes—Optional Purchase of Mortgage Loans” in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans upon an optional purchase.  [See “Summary of Terms—The Notes—Payments on the Notes—Interest Payments” in this prospectus supplement for a description of the increased interest rates to be paid on the notes after the initial optional termination date.]

Mandatory Auction Call of the Notes

On [

], [

] will act as auction administrator and will solicit bids for purchase of the notes in the secondary market from dealers and institutional investors. If bids are received for the entire amount of the notes subject to the mandatory auction, then the auction will have been successful and the notes will be sold to the highest bidders. The mandatory auction will close if sufficient bids are received covering all of the notes that are subject to the mandatory auction, and if the market value swap agreement covers any shortfall from par. If these conditions are not met, then the auction will have failed and the original investors will retain their notes. If these conditions are met, then the auction will close, and the original investors will be obligated to tender their notes and will receive the required par purchase price.

See “Description of the Notes—Mandatory Auction Call of the Notes” in this prospectus supplement for a description of the terms of a mandatory auction.

[Financing

An affiliate of Lehman Brothers Inc. has provided financing for certain of the mortgage loans. A portion of the proceeds of the sale of the notes will be used to repay the financing.]

Tax Status

[To be described as applicable.]

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations

[To be provided as applicable.]

ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans.  Because of the complexity of regulations that govern these plans, you are encouraged to consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any notes.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The notes will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

There are other restrictions on the ability of certain types of investors to purchase the notes that prospective investors should also consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Notes

The notes offered by this prospectus supplement will initially have the ratings from [       ] set forth in the table on page S-[  ].

See “Ratings” in this prospectus supplement for a more complete discussion of the note ratings and “Risk Factors—Ratings on the Securities are Dependent on Assessments by the Rating Agencies” in the prospectus.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered notes.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

[Risks Related to Higher Expected Delinquencies of the Mortgage Loans]

[The mortgage loans, in general, were originated according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines, so the mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards. In particular, a significant portion of the mortgage loans in the trust were classified in relatively low (i.e., relatively higher risk) credit categories.

Changes in the values of mortgaged properties related to the mortgage loans may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the trust than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans.

See “Description of the Mortgage Pool—General” in this prospectus supplement for a description of the characteristics of the mortgage loans and “The Originators and the Underwriting Guidelines” for a general description of the underwriting guidelines applied in originating the mortgage loans.

See also “Risk Factors—Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” in the prospectus for a discussion of the risks relating to [“Alt-A”] [“subprime,” “non-prime” and “non-conforming”] mortgage loans.]

[Mortgage Loan Interest Rates May Limit Interest Rates on the Notes]

[The [    ] notes will accrue interest at an interest rate that adjusts monthly based on the [one-month LIBOR] index plus a specified margin.  However, the interest rates on these [    ] notes are subject to a limitation, generally based on the weighted average interest rate of the mortgage loans, net of certain allocable fees and expenses of the trust. [    ] of the mortgage loans to be included in each mortgage pool will have interest rates that either are [fixed] [or adjust semi-annually] based on a [six-month LIBOR] index, as described in “Description of the Mortgage Pool—The Indices.”

[The adjustable rate mortgage loans in each mortgage pool may also have periodic maximum and minimum limitations on adjustments to their interest rates, and all of these adjustable rate mortgage loans will have the first adjustment to their interest rates [    ] after their first payment dates. As a result, the [    ] notes may accrue less interest than they would accrue if their interest rates were solely based on the [one-month LIBOR] index plus the specified margin.]

A variety of factors could limit the interest rates and adversely affect the yield to maturity on, and market value of, the notes. Some of these factors are described below.
• [Describe different adjustment periods between the notes and the mortgage assets]
• [Describe different indices between the notes and the mortgage assets]
• [Describe a reduction of interest rates on the notes due to net funds cap limitations]
• [Describe how the recovery of basis risk shortfalls may be limited]
• [Describe any additional interest rate or yield factors that may apply]

See “Summary of Terms—The Notes—Payments on the Notes—Interest Payments,” “Description of the Notes—Payments of Interest” and “—Credit Enhancement—Overcollateralization” in this prospectus supplement. See also “Risk Factors—Mortgage Loan Interest Rates May Limit Interest Rates on the Variable Rate Securities” in the prospectus. For a general description of the interest rates of the mortgage loans, see “Description of the Mortgage Pool” in this prospectus supplement.]

Risks Related to Potential Inadequacy of Credit Enhancement and Other Support

The [excess interest], [overcollateralization], [subordination], [loss allocation] and [limited cross-collateralization] features, [together with] [[Fannie Mae] [Freddie Mac] guaranties,] [primary mortgage insurance policies,] [the interest rate swap agreement] [and for the benefit of the [    ] Notes only, the cap agreement], all as described in this prospectus supplement, are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

[Excess Interest and Overcollateralization.  On the closing date, the total principal balance of the mortgage loans will exceed the total principal amount of the [    ] notes by approximately $[    ], which is equal to [    ]% of the aggregate principal balance of the mortgage loans as of the cut-off date. This excess is referred to in this prospectus supplement as “overcollateralization” and will be available to absorb losses. We cannot assure you, however, that the mortgage loans, [together with amounts available from the interest rate swap agreement,] will generate enough excess interest to maintain this overcollateralization level as set by the rating agencies. The following factors will affect the amount of excess interest that the mortgage loans will generate:

• [Describe the effect of prepayments]
• [Describe defaults, delinquencies and liquidations]
• [Describe increases in the index related to any mortgage risk]
• [Describe any additional factors that may apply]

See “Description of the Notes—Credit Enhancement—Overcollateralization” in this prospectus supplement. See also “Risk Factors—Potential Inadequacy of Credit Enhancement—Excess Interest and Overcollateralization” in the prospectus.]

[Fannie Mae and Freddie Mac Guaranties.  The assets of the trust include Fannie Mae and Freddie Mac notes.  Although payments on Fannie Mae and Freddie Mac notes are guaranteed by those respective agencies, these agencies’ guaranties are not backed by the full faith and credit of the United States.  Neither the United States nor any U.S. agency is obligated to finance or otherwise assist either Fannie Mae or Freddie Mac in any manner.  Therefore, if the Fannie Mae and Freddie Mac notes do not pay as expected, you might suffer a loss on your investment in the notes.]

[The Interest Rate Swap Agreement.  Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and repay losses. However, no amounts will be payable to the supplemental interest trust by the swap counterparty unless the floating amount owed by the swap counterparty on a payment date exceeds the fixed amount owed to the swap counterparty. This will not occur except in periods when [one-month LIBOR] (as determined pursuant to the interest rate swap agreement) exceeds the applicable rate of payment owed by the trust, which will range from [    ]% to [    ]% per annum on the scheduled notional amount as described in this prospectus supplement. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization, pay interest shortfalls or repay losses on the mortgage loans.

See “Description of the Notes— Payments of Interest—Interest Rate Swap Agreement” in this prospectus supplement.  See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]]

[The Cap Agreement.  Any amounts received under the cap agreement will be applied as described in this prospectus supplement to pay certain interest amounts on the [    ] Notes resulting from application of the applicable net funds cap. We cannot assure you that any amounts will be received under the cap agreement.

See “Description of the Notes—Payments of Interest—The Cap Agreement” in this prospectus supplement.]

[Subordination and Allocation of Losses.  If the applicable subordination is insufficient to absorb losses, then noteholders will likely incur losses and may never receive all of their principal payments. You should consider the following:

•

if you buy a Class [    ] Note and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ] Notes, the principal amount of your note will be reduced proportionately with the principal amounts of the other Class [    ] Notes by the amount of that excess;

•

if you buy a Class [    ] Note and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ] and Class [    ] Notes, the principal amount of your note will be reduced proportionately with the principal amounts of the other Class [    ] Notes by the amount of that excess; and

•

if you buy a Class [    ] Note and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ], Class [    ] and Class [    ] Notes, the principal amount of your note will be reduced proportionately with the principal amounts of the other Class [    ] Notes by the amount of that excess.

[Losses on the mortgage loans will not reduce the principal amount of the senior notes.]

If overcollateralization is maintained at the required amount and the mortgage loans generate interest in excess of the amount needed to pay interest and principal on the notes, the fees and expenses of the trust [and any swap payments owed to the swap counterparty], then excess interest will be used to pay you and other noteholders the amount of any reduction in the principal amounts of the notes caused by application of losses. These payments will be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal amount was reduced because of the application of losses.

See “Description of the Notes—Credit Enhancement—Subordination” and “—Application of Realized Losses” in this prospectus supplement.]

[Limited Cross-Collateralization.  Principal payments on the [    ] notes will depend, for the most part, on collections on the mortgage loans in the related mortgage pool. However, the [    ] notes will have the benefit of credit enhancement in the form of overcollateralization and subordination from [each] mortgage pool. That means that even if the rate of losses on mortgage loans in the mortgage pool related to any class of senior notes is low, losses in the unrelated mortgage pool[s] may reduce the loss protection for those notes.]

[Primary Mortgage Insurance.  Approximately [    ]% of the mortgage loans are first lien mortgage loans having original loan-to-value ratios greater than 80%, calculated as described under “Description of the Mortgage Pool—General.”  Approximately[    ]% of those mortgage loans are covered by existing borrower-paid primary mortgage insurance policies. The existing borrower-paid primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to [    ]%. [In addition, on the closing date, a loan-level primary mortgage insurance policies will be acquired on behalf of the trust from [    ], providing initial insurance coverage for approximately [    ]% of those first lien mortgage loans with original loan-to-value ratios greater than [    ]%. Such loan-level primary mortgage insurance policy will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to approximately [    ]%.]  However, these policies will only cover first lien mortgage loans and are subject to various other limitations and exclusions. As a result, coverage may be limited or denied on some mortgage loans. In addition, since the amount of coverage under these policies depends on the loan-to-value ratio of the related mortgaged property at the inception of these policies, a decline in the value of the related mortgaged property will not result in increased coverage, and the trust may still suffer a loss on a covered mortgage loan. Accordingly, these primary mortgage insurance policies will provide only limited protection against losses on the mortgage loans.

See “Description of the Mortgage Pool—Primary Mortgage Insurance” in this prospectus supplement. See also “Risk Factors—Potential Inadequacy of Credit Enhancement” in the prospectus.]
[Effect of Creditworthiness of Primary Mortgage Insurer on Ratings of Notes]

[The ratings assigned to the notes by the rating agencies will be based in part on the financial strength ratings assigned to [    ], the insurer providing the primary mortgage insurance coverage described above.  [    ]’s financial strength ratings are currently “[    ]” by [    ] and “[    ]” by [    ].  However, any of these ratings could be qualified, reduced or withdrawn at any time.

Any qualification, reduction or withdrawal of the ratings assigned to [    ] could result in a reduction of the ratings assigned to the notes, which could in turn affect the liquidity and market value of the notes.

See “Description of the Mortgage Pool—Primary Mortgage Insurance” in this prospectus supplement.]
[Risks Related to the Interest Rate Swap Agreement]

[Any net swap payment payable to the swap counterparty under the terms of the interest rate swap agreement will reduce amounts available for payment to noteholders, and may reduce payments of interest on the notes.  The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the notes.

In the event that the trust, after application of all interest and principal received on the mortgage loans, cannot make the required net swap payments to the swap counterparty, a swap termination payment as described in this prospectus supplement will be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of the interest rate swap agreement will reduce amounts available for payment to noteholders.

See “Description of the Notes—Payments of Interest” and “—Payments of Principal” in this prospectus supplement.  See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]

[Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Notes]

As of the date of this prospectus supplement, the [swap counterparty] [cap counterparty] currently has the ratings described under “Description of the Notes—Supplemental Interest Trust—The [Swap][Cap] Counterparty.” The ratings of the [    ] notes are dependent in part upon the credit ratings of the [swap counterparty] [cap counterparty]. If a credit rating of the [swap counterparty] [cap counterparty] is qualified, reduced or withdrawn and the [swap counterparty] [cap counterparty] does not post collateral securing its obligations under the interest rate [swap][cap] agreement or a substitute counterparty is not obtained in accordance with the terms of the interest rate [swap][cap] agreement, the ratings of the [    ] notes may be qualified, reduced or withdrawn. In that event, the value and marketability of those notes will be adversely affected.

See “Description of the Notes—Payments of  Interest—The Interest Rate [Swap][Cap] Agreement” in this prospectus supplement.  See also “Risk Factors—Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Certificates” in the prospectus.]

[Special Risks for Certain Classes of Notes

The [    ] Notes are [interest-only][principal-only] notes.  These notes have yields to maturity (or early termination) – the yield you will receive if you hold a note until it has been paid in full – that are highly sensitive to prepayments on the related mortgage loans.

If you purchase the [    ] Notes, you should consider the risk that you may receive a lower than expected yield and may not fully recover your initial investment if the mortgage loans experience a [faster][slower] than expected rate of prepayments.  Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the seller and its affiliates and the servicer, as described under “Yield, Prepayment and Weighted Average Life” in this prospectus supplement.

Exercise by the [master] servicer of its right to purchase the mortgage loans, as described under “Description of the Notes—Optional Termination of the Trust,” will adversely affect the yields on the [    ] Notes.

See “Yield, Prepayment, and Weighted Average Life” in this prospectus supplement for a description of factors that may affect the sensitivity of these notes’ yield to maturity.  See also “Risk Factors—Special Risks for Certain Classes of Securities” in the prospectus.]

Higher Risk of Loss on Loans Secured by Non-Owner Occupied Properties

Approximately [    ]% of the mortgage loans are secured by [single family][multifamily][mixed residential/commercial][by properties, including improved and unimproved land, held by borrowers for investment]. These mortgage loans may present a greater risk of loss, and the unimproved land may present a significantly greater risk of loss, if a borrower experiences financial difficulties, because these borrowers may be more likely to default on a mortgage loan secured by non-owner occupied property than a mortgage loan secured by property in which the borrower occupies a portion or all of the related property [or properties].

[Unimproved land generates no current income to support payment of the related mortgage loan and other expenses, may prove to be unsuitable for its intended purposes and may be difficult to sell for an amount at least equal to the unpaid principal balance of the related mortgage loan.]

[Special Default Risk of Second Lien Mortgage Loans]

[Approximately [    ]% of the mortgage loans are secured by second liens on the related mortgaged properties. These second lien mortgage loans are subordinate to the rights of the mortgagee under the related first lien mortgage loans and may present special risks upon default of any second lien mortgage loans.

See “Risk Factors—Special Default Risk of Second Lien Mortgage Loans” and “—Risks Related to Simultaneous Second Liens and Other Borrower Debt” in the prospectus.]
Risks Related to Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

Borrowers may prepay their mortgage loans in whole or in part at any time; however, approximately [    ]% of the mortgage loans require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from [    ] to[    ] after origination. These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period.

A prepayment of a mortgage loan will usually result in a payment of principal on the notes, and, depending on the type of note and the price investors paid for that note, may affect the yield on that note.

[See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Unpredictability and Effect of Prepayments” in the prospectus for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.]

[Risks Related to Mortgage Loans with Interest-Only Payments]

Approximately [    ]% of the mortgage loans provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of [    ] years following origination. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the related mortgage interest rate.

The interest-only mortgage loans may present special default and prepayment risks, particularly for notes purchased at a discount.

See “Yield, Prepayment and Weighted Average Life—General” in this prospectus supplement and “Risk Factors—Risks Related to Mortgage Loans with Interest-Only Payments” and “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.]

[Delinquencies Due to Servicing Transfer]

[As described in this prospectus supplement, servicing of approximately [    ]% of the mortgage loans initially serviced by [    ] will be transferred to one or more other servicers on or about [    ]. It is also possible that servicing of mortgage loans may be transferred in the future in accordance with the provisions of the [transfer and servicing agreement] [servicing agreement] as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under the related servicing agreement, (2) the exercise by the seller of its right to terminate one or more servicers without cause upon [    ] written notice, (3) with respect to certain servicers, the occurrence of certain mortgage loss and delinquency triggers, or (4) the transfer of severely delinquent loans for servicing by a special servicer.

Disruptions resulting from servicing transfers may affect the yield of the notes.
See “The Servicer” and “Mortgage Loan Servicing” in this prospectus supplement and “Risk Factors—Delinquencies Due to Servicing Transfer” in the prospectus.]
Risks Related to Geographic Concentration of Mortgage Loans

Approximately [    ]% of those mortgage loans are secured by properties located in [    ]. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in [    ] because certain conditions in that state will have a disproportionate impact on the mortgage loans in general.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Geographic Concentration of the Mortgage Loans” in the prospectus. For additional information regarding the geographic concentration of the mortgage loans to be included in each mortgage pool, see the geographic distribution tables in Annex A of this prospectus supplement.

Greater Risk Involving Certain Property Types

[Approximately [   ]% of the mortgage loans are secured by liens on multifamily properties or mixed residential/commercial properties.]  [Approximately [   ]% of the mortgage loans are secured by liens on [manufactured homes/home improvement loans/cooperative dwellings]].  Mortgage loans secured by multifamily property, mixed use property, manufactured homes, home improvement loans or cooperative dwellings may result in higher losses as a result of delinquency, foreclosure or repossession than loans secured by single-family property.  If these losses are greater than expected, and credit support is not available to absorb the losses, investors in the notes could suffer a loss on their investment.

Less Reliable Prepayment Loss and Foreclosure Information For Newly Originated Mortgage Loans

Some of the mortgage loans in the trust fund are of relatively recent origin.  As a result, reliable prepayment, loss and foreclosure statistics for these mortgage loans may not be available, and the rating agencies may have difficulty in estimating potential losses on the mortgage loans.  If losses on these mortgage loans are greater than expected, investors in the certificates may experience a loss on their investment.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Yields of the Offered Notes

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the yield on your notes.  Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector.  In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation.  A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

[The following two paragraphs apply only if the mortgage pool includes mortgage loans with an adjustable rate feature.]  [Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans.  Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin.  This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates.  A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing.  Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  These events, alone or in combination, may contribute to higher delinquency rates.]

See “Risk Factors—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy.  Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims.  The financial condition of a mortgage lender may also be adversely affected by the increasing rate of delinquencies and defaults on adjustable rate loans.

The inability of an originator to repurchase mortgage loans in the event of breaches of representations and warranties may also affect the performance of the offered notes.

[The following two paragraphs apply only if the mortgage pool includes subprime loans:]  [The mortgage loans in the trust fund include subprime mortgage loans, and it is possible that an originator, due to substantial economic exposure to the subprime mortgage market, for financial or other reasons may not be capable of repurchasing or substituting for any defective mortgage loans in the trust fund.  You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on your notes.

See “Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” in the prospectus.  See also “Description of the Mortgage Pools” in this prospectus supplement for a description of the characteristics of the mortgage loans and “Origination of the Mortgage Loans and Underwriting Guidelines” for a general description of the underwriting guidelines applied in originating the mortgage loans.]

[The following paragraph applies only if the mortgage pool does NOT include subprime loans:]  The mortgage loans in the trust fund do not include subprime mortgage loans; however, many originators that underwrite prime or “alt-A” mortgage loans also underwrite subprime mortgage loans and consequently may have exposure to the subprime mortgage market.  You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on your notes.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

Violations of certain federal, state or local laws and regulations relating to the protection of consumers, unfair and deceptive practices and debt collection practices may limit the ability of the servicer to collect all or part of the principal of or interest on the related mortgage loans and, in addition, could subject the trust to damages and administrative enforcement.

See “Risk Factors—Violations of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans” in the prospectus.
Violation of Predatory Lending Laws/Risks Related to High Cost Loans

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust, as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans. If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected loans and pay any related liabilities, noteholders could incur losses.

For a discussion of anti-predatory lending laws and the effect of any “high cost” loans on the trust, see “Risk Factors—Predatory Lending Laws/High Cost Loans” in the prospectus.

[Additional risk factors to be provided as applicable.]

Glossary

A glossary of defined terms used in this prospectus supplement begins on page S-93. Any terms used in this prospectus supplement and not defined in the glossary are defined in the accompanying prospectus.

Description of the Notes

General

[The SASCO Mortgage Loan Trust [     ] Mortgage-Backed Notes will consist of the following Classes:

•

the Class [  ] Notes,

•

the Class [    ] Notes, and

•

the Class [     ] Notes.

Only the Offered Notes are offered hereby.]

The Notes will represent obligation so the Trust and will be secured by the Trust Estate.  The Trust Estate will generally consist of:

•

the Mortgage Loans;

•

deposits in the Note Payment Account made in respect of the Mortgage Loans;

•

property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure; and

•

any applicable insurance policies and all proceeds thereof.

Each class of Offered Notes will be issued in the respective approximate Class Principal Amount specified in the table on page S-1 and will accrue interest at the respective Interest Rate specified in the table on page S-1 and as further described under “Summary of Terms—The Notes—Payments on the Notes—Interest Payments.”  The original Class Note Principal Amount of the Offered Notes may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined herein) of the Mortgage Loans is increased or decreased as described under “Description of the Mortgage Pool” herein.

Payments on the Offered Notes will be made on the [25th] day of each month (or, if the [25th] day is not a Business Day the next succeeding Business Day), commencing [     ], to Noteholders of record on the immediately preceding Record Date.

[For purposes of allocating payments of principal and interest on the Senior Notes, (1) the Group [    ] Notes will relate to, and generally will be limited to collections from, the Pool [    ] Mortgage Loans and (2) the Group [    ] Notes will relate to, and generally will be limited to collections from, the Pool [    ] Mortgage Loans. However, holders of each class of [    ] Notes will receive the benefit of Monthly Excess Interest generated by each Mortgage Pool and, to a limited extent, certain principal payments generated by the Mortgage Pool unrelated to that class. Holders of [    ] Notes will be entitled to receive payments based upon principal and interest collections from each Mortgage Pool, but such rights to payments will be subordinate to the rights of the holders of the [    ] Notes to the extent described herein.]

[The Ownership Certificate will be entitled to Monthly Excess Cashflow, if any, remaining after required payments are made to the [    ] Notes and to pay certain expenses of the Trust (including payments to the [Swap Counterparty]). The [    ] Notes will solely be entitled to receive all Prepayment Premiums received in respect of the Mortgage Loans from each Mortgage Pool and, accordingly, such amounts will not be available for payment to the holders of the other classes of Notes or to the Servicer as additional servicing compensation.

Payments on the Offered Notes will be made on the Payment Date to Noteholders of record on the applicable record date specified in the table on page S-2. Payments on the Offered Notes will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided, that the final payment in respect of any Note will be made only upon presentation and surrender of such Note at the Corporate Trust Office of the Indenture Trustee. See “—The Indenture Trustee” herein.

Book-Entry Registration

The Offered Notes will be issued, maintained and transferred on the book-entry records of DTC and its Participants. Each class of Book-Entry Notes will be represented by one or more Global Securities that equal in the aggregate the initial Class Principal Amount of the related class registered in the name of the nominee of DTC. The Offered Notes will be issued in minimum denominations in the principal amounts and the incremental denominations in excess thereof specified in the table on page S-2.

Beneficial Owners of the Book-Entry Notes will hold their Notes through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Notes will be issued in one or more notes that equal the initial Class Principal Amount of the related class of Offered Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries names on the books of DTC. Except as described below, no Beneficial Owner will be entitled to receive a physical note representing such Note. Unless and until Definitive Notes are issued for the Book-Entry Notes under the limited circumstances described herein, all references to actions by Noteholders with respect to the Book-Entry Notes shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Noteholders with respect to the Book-Entry Notes shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Notes, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. See “Description of the Securities—Book-Entry Registration” in the prospectus.

Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

For information with respect to tax documentation procedures relating to the Book-Entry Notes, see “Material Federal Income Tax Considerations—Taxation of Securities Treated as Debt Instruments” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex A to in the prospectus.

[Exchangeable Notes

General.  All or a portion of the Exchangeable Notes may be exchanged for a proportionate interest in the related Exchangeable Notes in the combinations shown in Annex [    ].  All or a portion of the Exchangeable Notes may also be exchanged for the related offered notes in the same manner.  This process may occur repeatedly.

The classes of offered notes and of Exchangeable Notes that are outstanding at any given time, and the outstanding principal balances and notional amounts of these classes, will depend upon any related payments of principal, as well as any exchanges that occur.  Offered Notes and Exchangeable Notes in any combination may be exchanged only in the proportion that the original principal balances of such notes bear to one another as  shown in Annex [   ].

Holders of Exchangeable Notes will be the beneficial owners of a proportionate interest in the notes in the related Combination Group and will receive a proportionate share of the payments on those notes.

Procedures.  If a Noteholder wishes to exchange notes, the Noteholder must notify the [Indenture Trustee][Trust Administrator][Note Registrar] by [   ] at [   ] or [   ] no later than [   ] Business Days before the proposed exchange date.  The exchange date can be any Business Day other than the first or last Business Day of the month subject to the [Indenture Trustee’s][Trust Administrator’s] [Note Registrar’s] approval.  The notice must be on the Noteholder’s letterhead, carry a medallion stamp guarantee and set forth the following information:  the CUSIP number of both notes to be exchanged and notes to be received, outstanding principal balance and/or notional amount and the original principal balance and/or notional amount of the notes to be exchanged, the Noteholder’s DTC participant number and the proposed exchange date.  After receiving the notice, the [Indenture Trustee][Trust Administrator][Note Registrar] will [e-mail] the Noteholder with wire payment instructions relating to the exchange fee.  The Noteholder will utilize the Deposit and Withdrawal System at DTC to exchange the Notes.  A notice becomes irrevocable on the [    ] Business Day before the proposed exchange date.

In connection with each exchange, the Noteholder must pay the [Indenture Trustee][Trust Administrator][Note Registrar] a fee equal to [   ].  In no event, however, will the fee be either less than $[    ] or greater than $[    ].

The [Indenture Trustee][Trust Administrator] will make the first payment on an offered note or an Exchangeable Note received in an exchange transaction on the Payment Date in the following month to the Noteholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations.  The characteristics of the Exchangeable Notes will reflect the characteristics of the related offered notes.  Investors should also consider a number of factors that will limit a Noteholder’s ability to exchange offered notes for Exchangeable Notes and vice versa:

•

At the time of the proposed exchange, a Noteholder must own notes of the related class or classes in the proportions necessary to make the desired exchange.

•

A Noteholder that does not own the notes may be unable to obtain the necessary offered notes or Exchangeable Notes.

•

The Noteholder of needed notes may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•

Certain notes may have been purchased or placed into other financial structures and thus be unavailable.

•

Principal payments will decrease the amounts available for exchange over time.

•

Only the combinations listed on Annex [   ] are permitted.]

Payments of Interest

Calculation of Interest.  The amount of interest payable on each Payment Date in respect of each class of Offered Notes will equal [    ] for such class and for such date.  Interest will accrue on the Offered Notes on the basis of [    ].

The Interest Rate for each class of Offered Notes will be the applicable annual rate described under “Summary of Terms—The Notes—Payments on the Notes—Interest Payments.” [The Interest Rate for the Class [     ] Notes will be the lesser of (1) LIBOR plus the [     ] Spread and (2) the Subordinate Net Funds Cap.]

[Basis Risk Shortfalls. With respect to each Payment Date and any class of [    ] Notes, such class will be entitled to the amount of any Basis Risk Shortfall or Unpaid Basis Risk Shortfall with interest thereon at the applicable Interest Rate (calculated without regard to the applicable Net Funds Cap) before the holders of the [    ] Notes are entitled to any payments. The [    ] Notes will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall from Monthly Excess Cashflow, treated as paid from, and to the extent such funds are on deposit in, the Basis Risk Reserve Fund [and any amounts received under the Swap Agreement]. See “—Credit Enhancement—Application of Monthly Excess Cashflow” [and “—Interest Rate Swap Agreement”] below.  The source of funds on deposit in the Basis Risk Reserve Fund will be limited to (1) an initial deposit of $1,000 by the Sponsor and (2) certain amounts that would otherwise be distributed to the [    ] Notes. Notwithstanding the foregoing, the amount of any Basis Risk Shortfall for any class of [    ] Notes in respect of any Payment Date may not exceed the amount, if any, by which (x) the amount payable at the applicable Maximum Interest Rate exceeds (y) the amount payable at the applicable Net Funds Cap.

The amount of Monthly Excess Cashflow payable with respect to the [    ] Notes on any Payment Date will be reduced by the amount of any Basis Risk Payment not satisfied from amounts, if any, on deposit in the Basis Risk Reserve Fund.]

Interest Payment Priorities.

The Interest Remittance Amount will be distributed on each Payment Date concurrently, as follows:

(1)

[on any Payment Date during the Revolving Period, to the Revolving Account, the purchase price of any Additional Mortgage Loans to be purchased on such Payment Date;]

(2)

to the [    ] Notes, Current Interest and any Carryforward Interest for such class for such Payment Date;

(3)

to the [    ] Notes, Current Interest and any Carryforward Interest for such class for such Payment Date;

(4)

to the [    ] Notes, Current Interest and any Carryforward Interest for such class for such Payment Date;

(5)

to the Indenture Trustee and the Owner Trustee, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Transfer and Servicing Agreement; and

(6)

[for application as part of Monthly Excess Cashflow for such Payment Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Interest Remittance Amount remaining unpaid for such Payment Date.]

[Interest Rate Swap Agreement.] [Description of any swap agreement to be provided.]

[State whether the significance percentage with respect to the Swap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Swap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Swap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided.  If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

On each Payment Date, the amounts received by the Trust under the Swap Agreement will be paid in the following order of priority:

(1)

to the [    ] Notes, Current Interest and any Carryforward Interest for such class for such Payment Date;

(2)

[to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the [    ] Notes, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Payment Date;]

(3)

to the Ownership Certificate, any remaining amount.

[The Cap Agreement.  As of the Closing Date, the Issuing Entity will enter into the Cap Agreement with the Cap Counterparty for the sole benefit of the [    ] Notes.  The [Depositor] will establish the Cap Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date.  [Describe Cap Agreement.]]

[State whether the significance percentage with respect to the Cap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Cap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Cap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided.  If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

Prepayment Interest Shortfalls. When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received in the applicable Prepayment Period will be distributed to holders of the [    ] Notes on the Payment Date following that Prepayment Period.  To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month’s interest on the amount prepaid, a Prepayment Interest Shortfall could result.  [In contrast, in the case of a prepayment in full on a Mortgage Loan serviced by [    ] made in the same month in which such prepayment is distributed to Noteholders, a Prepayment Interest Excess could result.]

[With respect to prepayments in full or in part, the [Master] Servicer will be obligated to pay Compensating Interest to the extent Prepayment Interest Shortfalls occur.]  See “Mortgage Loan Servicing—Prepayment Interest Shortfalls” herein.  Any Net Prepayment Interest Shortfall will reduce the Interest Remittance Amount available for payment on the related Payment Date.]

[Determination of LIBOR

[Description of how LIBOR is set to be provided.]

LIBOR for the first Accrual Period will be[    ]%.]

Payments of Principal

General.  Payments of principal on the Senior Notes will be made primarily from the Principal Payment Amount for the related Mortgage Pool and secondarily from the Principal Payment Amount from the unrelated Mortgage Pool, from Monthly Excess Cashflow from each Mortgage Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below.  Payments of principal on the Offered Subordinate Notes and the Class [     ] Notes will be made primarily from the aggregate of the Principal Payment Amounts from each Mortgage Pool after payments of principal have been made on the Senior Notes, and secondarily from Monthly Excess Cashflow from each Mortgage Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below.

Principal Payment Priorities.  The Principal Payment Amount will be distributed on each Payment Date in the following order of priority:

(1)

[on any Payment Date during the Revolving Period, to the Revolving Account, the purchase price of any Additional Mortgage Loans to be purchased on such Payment Date;]

(2)

to the [    ], [    ], and [    ] Notes, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

(3)

to the [    ] Notes, until the Class Principal Amount of such class has been reduced to zero;

(4)

to the [    ] Notes, until the Class Principal Amount of such class has been reduced to zero; and

(5)

[for application as part of Monthly Excess Cashflow for such Payment Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Principal Payment Amount remaining after application pursuant to clauses (1) through (3) above.]

Credit Enhancement

Credit enhancement for each Class of Notes will take the form of [described as applicable]:

•

[an irrevocable letter of credit]

•

[the subordination of the Subordinate Notes to the Senior Notes]

•

[reserve funds]

•

[a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy]

•

[a surety bond or note guarantee insurance policy]

•

[the use of cross-support features]

•

[overcollateralization]

•

[excess interest]

•

[an interest rate swap agreement]

[If any credit enhancement provider is liable or contingently liable to provide payments representing 10% or more of the cashflow supporting any class of Notes, a description of any such credit enhancement provider will be provided, including the name of the credit enhancement provider, the organizational form of the credit enhancement provider and the general character of the business of the credit enhancement provider.]

[If any credit enhancement provider is liable or contingently liable to provide payments representing 10% or more, but less than 20% of the cashflow supporting any class of Notes, financial data with respect to any such credit enhancement provider as required by Item 301 of Regulation S-K will be provided, and if any credit enhancement provider is liable or contingently liable to provide payments representing 20% or more of the cashflow supporting any class of Notes, financial statements of any such credit enhancement provider meeting the requirements of Regulation S-X will be provided.]

Application of Realized Losses.  Realized Losses on the Mortgage Loans will have the effect of reducing amounts payable in respect of, first, the Ownership Certificate [(both through the application of Monthly Excess Cashflow to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Payment Date)]; second, the [    ] Notes; third, the [    ] Notes; and fourth, the[    ] Notes, before reducing amounts payable in respect of the Senior Notes.

To the extent that Realized Losses are incurred, those Realized Losses will reduce the Pool Balance[, and thus may reduce the Overcollateralization Amount]. [As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make payments of principal on the Offered Notes.]

If on any Payment Date after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Collection Period and payments of principal on such Payment Date, there are Applied Loss Amounts, the Note Principal Amounts of the [    ] Notes will be reduced in inverse order of priority of payment. Applied Loss Amounts will be allocated in reduction of the Class Principal Amount of first, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero; second, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero; third, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero; and fourth, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero.

Holders of the [    ] Notes will not receive any payments in respect of Applied Loss Amounts, [except from Monthly Excess Cashflow, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below].

In the event that the Servicer or the Master Servicer recovers any Subsequent Recovery, such Subsequent Recovery will be paid in accordance with the priorities described under “—Payments of Principal—Principal Payment Priorities” in this prospectus supplement and the Class Principal Amount of each class of Notes that has previously been reduced by an Applied Loss Amount will be increased as described in the definition of “Note Principal Amount.” Any Subsequent Recovery that is received during a Prepayment Period will be included as a part of the Principal Remittance Amount for the related Payment Date.

[Application of Monthly Excess Cashflow.  Any Monthly Excess Cashflow will, on each Payment Date, be paid in the following order of priority:

(1)

[on any Payment Date during the Revolving Period, to the Revolving Account, the purchase price of any Additional Mortgage Loans to be purchased on such Payment Date;]

(2)

to the [    ], [    ], and [    ] Notes, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

(3)

to the [    ] Notes, until the Class Principal Amount of such class has been reduced to zero;

(4)

[to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the [    ] Notes, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such Payment Date;]
(5)

[to the [    ] Notes, any Deferred Amount for each such class and such Payment Date; and]

(6)

to the Ownership Certificate, any remaining amount.

Optional Purchase of the Mortgage Loans

On the Initial Optional Termination Date, the [    ], with the prior written consent of [LBH] (which consent shall not be unreasonably withheld), will have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust for a price equal to the Purchase Price.  The Master Servicer, the Trust Administrator, the Indenture Trustee, each Servicer and each Custodian will be reimbursed from the Purchase Price for (i) any outstanding Advances, servicing advances and unpaid Servicing Fees, as applicable and (ii) any other amounts due under the Transfer and Servicing Agreement, the Indenture, the Trust Agreement, the Servicing Agreement or the Custodial Agreement, as applicable.  If such option is exercised, the Trust will be terminated. If [    ] fails to exercise such option on the Initial Optional Termination Date, the margin of each class of Offered Notes will be increased as described under “Summary of Terms—The Notes—Payments on the Notes—Interest Payments” herein.

[Mandatory Auction Call of the Notes

[Mandatory Auction Call.] [Description of the auction procedure and any market value swap agreement to be provided.]

[On [date], the Auction Administrator will solicit bids for purchase of [all of] [the Class [   ], Class [   ] and Class [   ]] Notes in the secondary market from dealers and institutional investors. If bids are received for the entire amount of the Notes subject to the mandatory auction, then the auction will have been successful and Notes will be sold to the highest bidders. The prices at which the Notes are sold through this procedure will be used as the value of the Notes for purposes of the Market Value Swap Agreement. If the total auction price is less than par, the Market Value Swap Counterparty will pay the shortfall. If the total auction price is greater than par, then the Market Value Swap Counterparty will receive the excess. If the total auction price is less than par, the original investors in the Notes will receive the auction price plus the Market Value Swap Agreement proceeds, which together will equal par.

The mandatory auction will close if sufficient bids are received covering all of the Notes that are subject to the mandatory auction, and if the Market Value Swap Agreement covers any shortfall from par. If these conditions are not met, then the auction will have failed and the original investors will retain their Notes. If these conditions are met, then the auction will close, and the original investors will be obligated to tender their Notes and will receive the required par purchase price. The tender will take place through the book-entry facilities, with no action required on the part of Noteholders. When the mandatory auction closes and the original investors tender their Notes and receive the par purchase price, the Notes will remain outstanding, and continue to receive distributions in accordance with their original terms.]

[State whether the significance percentage with respect to the Market Value Swap Agreement is less than 10%, or 10% or more but less than 20%, or 20% or more.]

The Auction Administrator. [Description of auction administrator].

The Market Value Swap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Market Value Swap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided. If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

Fees and Expenses of the Trust

In consideration of their duties on behalf of the Trust, the Servicer, [the LPMI Provider], [the Master Servicer], the Owner Trustee, the Indenture Trustee, [the Trust Administrator], [the Custodian], [and the Credit Risk Manager] will receive from the assets of the Trust certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Servicer	monthly

For each Mortgage Loan, a monthly fee paid to each Servicer out of interest collections received from the related Mortgage Loan calculated on the outstanding principal balance of each Mortgage Loan [    ]% per annum for each Mortgage Loan.

Withdrawn from the related Servicing Account in respect of each Mortgage Loan serviced by that Servicer, before payment of any amounts to Noteholders.

[LPMI Provider]	monthly

For any Mortgage Loan covered by an LPMI Policy, the product of the outstanding Scheduled Principal Balance of the related Mortgage Loan and an annual percentage rate of [    ]% of the Scheduled Principal Balance of each Mortgage Loan insured under the LPMI Policy

Payable out of funds on deposit in the [ ] Account, before payment of any amounts to Noteholders.
[Master Servicer]	monthly	[Describe Fee.]	[Describe how and when payable.]
Owner Trustee	annually	[Describe Fee.]	[Describe how and when payable.]
Indenture Trustee	monthly	[Describe Fee.]	[Describe how and when payable.]
[Custodian]	monthly	[Describe Fee.]	[Describe how and when payable.]
[Trust Administrator]	monthly	[Describe Fee.]	[Describe how and when payable.]
[Credit Risk Manager]	monthly	[Describe Fee.]	[Describe how and when payable.]

The Servicing Fees set forth in the table above may not be increased without amendment of the Servicing Agreement as described under “Mortgage Loan Servicing—Amendment of the Servicing Agreement” below. None of the other fees set forth in the table above may be changed without amendment of the Transfer and Servicing Agreement as described under “The Sale and Assignment Agreement and the Transfer and Servicing Agreement—Amendment” below.

Expenses of the Servicer, the Custodians, the Master Servicer, the Owner Trustee and the Trust Administrator will be reimbursed before payments are made on the Notes. Expenses of the [Indenture Trustee] will be reimbursed up to $[    ] annually before payments of interest and principal are made on the Notes; any additional unpaid expenses above $[    ] in any year will be paid to the Indenture Trustee to the extent of any remaining Interest Remittance Amount after all payments of Current Interest and any Carryforward Interest on the Notes.

Description of the Mortgage Pool

General

Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein are derived solely from the characteristics of the Mortgage Loans as of the Cut-off Date. Whenever reference is made herein to the characteristics of the Mortgage Loans or to a percentage of the Mortgage Loans, unless otherwise specified, that reference is based on the Cut-off Date Balance.

The Trust will primarily consist of approximately [      ] [describe Mortgage Loans] Mortgage Loans, all of which have original terms to maturity from the first due date of the Scheduled Payment of not more than 30 years, and which have a Cut-off Date Balance (after giving effect to Scheduled Payments due on such date) of approximately $[      ].

Approximately [      ]% of the Mortgage Loans were acquired by LBH from [      ]. Underwriting guidelines of the type described under “The Originators and the Underwriting Guidelines” were applied by the Originators underwriting the Mortgage Loans. [Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.] The Mortgage Loans will be acquired by the Depositor from the Seller and the Depositor will, in turn, convey such Mortgage Loans to the Trust. See “The Sale and Assignment Agreement and the Transfer and Servicing Agreement—Assignment of Mortgage Loans.”

[Approximately [    ] (or [    ]%) of the Mortgage Loans are Fixed Rate Mortgage Loans and approximately [    ] (or [    ]%) of the Mortgage Loans are Adjustable Rate Mortgage Loans, as described in more detail under “Adjustable Rate Mortgage Loans” below. Interest on the Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.]

[Approximately [    ] (or [    ]%) of the Mortgage Loans are First Lien Mortgage Loans and approximately [    ] (or [    ]%) are Second Lien Mortgage Loans or deeds of trust or similar security instruments on Mortgaged Property consisting of residential properties including [indicate types of properties]. Approximately [    ] (or [    ]%) of the Mortgage Loans are Home Improvement Loans.]

Pursuant to its terms, each Mortgage Loan[, other than a loan secured by a condominium unit,] is required to be covered by a standard hazard insurance policy in an amount generally equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property. Generally, a cooperative housing corporation or a condominium association is responsible for maintaining hazard insurance covering the entire building. See “Description of Mortgage and Other Insurance—Hazard Insurance on the Loans” in the prospectus.

Approximately [    ]% of the Mortgage Loans are 80+ LTV Loans. [In the case of the Second Lien Mortgage Loans, all of the related Mortgaged Properties have Combined Loan-to-Value Ratios no greater than 100%.]

Approximately [    ]% of the 80+ LTV Loans are covered by existing borrower-paid primary mortgage insurance policies. [With respect to approximately [    ]% of the 80+ LTV Loans, LBH has acquired initial primary mortgage insurance coverage through [    ], as described under “—Primary Mortgage Insurance” below. Second Lien Mortgage Loans are not covered by these primary mortgage insurance policies. Such primary mortgage insurance coverage will generally have the effect of reducing the original Loan-to-Value Ratios of such 80+ LTV Loans to 60%.]

Approximately [    ]% of the Mortgage Loans are fully amortizing. [However, approximately [    ]% of the Mortgage Loans are Balloon Loans. The Balloon Loans are generally expected to have original terms to maturity of [    ] years. The ability of the borrower to repay a Balloon Loan at maturity frequently will depend on such borrower’s ability to refinance the loan. Any loss on a Balloon Loan as a result of the borrower’s inability to refinance the loan will be borne by Noteholders, to the extent not covered by the applicable credit enhancement. None of the Servicer, the Master Servicer, the Trust Administrator or the Indenture Trustee will make any Advances with respect to delinquent Balloon Payments.]

[Approximately [    ]% of the Mortgage Loans are Interest-Only Mortgage Loans that provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of [    ] years following the origination of the related Mortgage Loan. Following the applicable interest-only period, the monthly payment with respect to the Interest-Only Mortgage Loans will be increased to an amount sufficient to amortize the principal balance of the Interest-Only Mortgage Loan over its remaining term, and to pay interest at the related Mortgage Rate.]

[Approximately [    ]% of the Mortgage Loans provide for a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the Prepayment Premium Period, as described herein. The Prepayment Premium Periods range from [    ] to [    ] after origination. The amount of the applicable Prepayment Premium, to the extent permitted under applicable state law, is as provided in the related mortgage note; for approximately [    ]% of the Mortgage Loans with Prepayment Premiums, this amount is equal to [    ] month’s interest on any amounts prepaid in excess of [    ]% of the original principal balance during any [    ] period during the applicable Prepayment Premium Period. [Prepayment Premiums will not be part of available funds applied to pay interest or principal on the Offered Notes, but rather will be distributed to the holders of the Class P Notes.] The Servicer may waive (or permit a subservicer to waive) a Prepayment Premium without the consent of the Indenture Trustee (and without reimbursing the Trust from its own funds for any foregone Prepayment Premium) only if (i) the prepayment is not the result of a refinancing by such Servicer or its affiliates and such waiver relates to a default or a reasonably foreseeable default and, in the reasonable judgment of the Servicer, such waiver would maximize recovery of total proceeds from the Mortgage Loan, taking into account the value of the Prepayment Premium and the related Mortgage Loan or, (ii) relates to a Prepayment Premium the collection of which would, in the reasonable judgment of the Servicer, be in violation of law. The Servicer will be obligated to deposit with the Master Servicer from its own funds the amount of any Prepayment Premium to the extent not collected from a borrower (except with respect to a waiver of any such Prepayment Premium as described above).]

As of the Cut-off Date, [    ] of the Mortgage Loans in the Trust will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

[None of the Mortgage Loans are subject to negative amortization.]

[As of the Cut-off Date, approximately [    ]% of the Mortgage Loans were less than 30 days delinquent in payment and approximately [    ]% of the Mortgage Loans were at least 30 but less than 60 days delinquent.]

Historical Delinquency Information

The following tables set forth the historical delinquency experience of the Mortgage Loans:

[Table to be provided showing historical delinquency]

[Any other historical statistical data on the mortgage pool assets to be provided to the extent available and material.]

[If any other material historical data regarding the Mortgage Loans is available, disclose such here.]

[Adjustable Rate Mortgage Loans

Approximately[    ]% and [    ]% of the Adjustable Rate Mortgage Loans are [Six-Month LIBOR] Mortgage Loans and [    ] Mortgage Loans, respectively. There will be corresponding adjustments to the monthly payment amount for each Adjustable Rate Mortgage Loan on the related Adjustment Date; provided that the first such adjustment for approximately [    ]% of the Adjustable Rate Mortgage Loans will occur after an initial period of approximately [    ] years following origination and in the case of approximately [    ]% of the Adjustable Rate Mortgage Loans, approximately [    ] years following origination.

On each Adjustment Date for an Adjustable Rate Mortgage Loan, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8%, of the applicable Index and the Gross Margin, provided that the Mortgage Rate on each such Adjustable Rate Mortgage Loan will not increase or decrease by more than the related Periodic Cap on any related Adjustment Date and will not exceed the related Maximum Rate or be less than the related Minimum Rate. The Mortgage Rate generally will not increase or decrease on the first Adjustment Date by more than the Initial Cap; the Initial Caps range from [    ]% to [    ]% for all of the Adjustable Rate Mortgage Loans. Effective with the first monthly payment due on each Adjustable Rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the Mortgage Rate on each such Adjustable Rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the applicable Index and the related Gross Margin, rounded as described herein. See “—The Indices” below.

The Adjustable Rate Mortgage Loans generally do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.]

 [The Indices

The Index used in the determination of the Mortgage Rates of the Mortgage Loans will be [                      ], as published by [             ].  See “The Trust Funds—The Mortgage Loans—General” in the prospectus.]

[Multifamily and Mixed Use Loans

General

[   ] Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ] (representing approximately [   ]% of the Mortgage Loans) are multifamily loans or mixed use loans.  Approximately [   ]% of the multifamily loans or mixed-use loans were thirty days or more, but less than sixty days, delinquent in payment as of [        ].

[Environmental Insurance

The Trust will be the beneficiary of environmental insurance policies providing limited coverage against certain environmental risks with respect to the Mortgaged Properties securing certain multifamily and mixed use loans.  [insert description of coverage and limitations]]

[Participation Interests in Mortgage Loans

General

[   ] Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ] (representing approximately [   ]% of the Mortgage Loans) are represented by Participation Interests.

[Terms of the Participation Agreements

The Issuing Entity will own the entitlement to the related Mortgage Loans under the related Participation Agreement, and the entitlement to the remaining interest and principal payments on the related Mortgage Loan will not be owned by the Issuing Entity.  Under the related Participation Agreement, the Servicer services the related Mortgage Loan on behalf of all of the respective owners, and the mortgage file for each Mortgage Loan will be held by a single custodian or trustee on behalf of all of the respective owners.  Under the related Participation Agreement, the Servicer is obligated to service the related Mortgage Loan in accordance with accepted servicing practices for that mortgage loan type as described herein under “Mortgage Loan Servicing.”  All collections received as to that Mortgage Loan will be promptly remitted to the respective owners of the participation interests.  The Servicer will not make advances for delinquent scheduled payments.]]

The terms of each Participation Agreement are as follows:

[Table to be provided showing balances, interest rates, expected maturities, servicer and the Issuing Entity’s ownership percentage under each Participation Agreement.]

[The offering documents for each Participation Agreement are provided as Annex [C] to this Prospectus Supplement.]

[Primary Mortgage Insurance

Approximately [    ]% of the Mortgage Loans are 80+ LTV Loans. See “Description of the Mortgage Pool—General.” Approximately [    ]% of the 80+ LTV Loans are covered by existing primary mortgage insurance policies which were acquired by the related borrower.  In addition, the [    ] Policy will be acquired on or prior to the Closing Date from [    ] with respect to approximately [    ]% of the 80+ LTV Loans.

The LPMI Policy is subject to various limitations and exclusions as described above or as provided in the LPMI Policy, and will provide only limited protection against losses on defaulted Mortgage Loans.

[LPMI Provider].  [Description of the LPMI Provider to be provided.]

The Mortgage Loans

The Mortgage Loans are expected to have the approximate characteristics as of the Cut-off Date as set forth in Annex A to this prospectus supplement. The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the tables in Annex A may not equal the totals due to rounding.

Prior to the issuance of the Notes, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

As of the Closing Date, approximately [    ]% and [    ]% of the Pool 1 Mortgage Loans will be serviced by [    ] and [    ], respectively.

No more than approximately [    ]% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

[Conveyance of Subsequent Mortgage Loans

On the Closing Date, approximately $[     ], which represents [         ]% of the Mortgage Pool, will be deposited by the Indenture Trustee into an eligible account.  During the period from the Closing Date to [     ], the Depositor is expected to purchase from time to time Subsequent Mortgage Loans from the Seller and, in turn, sell all such Subsequent Mortgage Loans to the Trust for inclusion in the Mortgage Pool.  The purchase price for each Subsequent Mortgage Loan will equal its Scheduled Principal Balance as of the date of origination (reduced by principal payments due or paid prior to the purchase date, if any) and will be paid by the Trust Administrator from the related Pre-Funding Amount.

The mortgage loans expected to be conveyed as the Subsequent Mortgage Loans by the Seller will have the same general characteristics as the Mortgage Loans in the Trust as of the Cut-off Date.

Pursuant to the Transfer and Servicing Agreement, the conveyance of Subsequent Mortgage Loans to the Trust may be made on any Business Day during the Pre-Funding Period, subject to certain conditions in the Transfer and Servicing Agreement being satisfied, including, among others, that:

(1)

[The Subsequent Mortgage Loans conveyed on the subsequent transfer date must satisfy the same representations and warranties applicable to the Initial Mortgage Loans set forth in the Mortgage Loan Purchase Agreement, which representations and warranties have been confirmed by the Rating Agencies;

(2)

The Subsequent Mortgage Loans conveyed on the subsequent transfer date are selected in a manner reasonably believed not to be adverse to the interests of the Noteholders;

(3)

The Indenture Trustee receives an officer’s certificate confirming the satisfaction of each condition precedent and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Subsequent Mortgage Loans in the forms substantially similar to those delivered on the Closing Date;

(4)

The conveyance of the Subsequent Mortgage Loans on the subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the Notes;

(5)

No Subsequent Mortgage Loan conveyed on the subsequent transfer date may be more than one payment delinquent in payment;

(6)

Each Subsequent Mortgage Loan will have been underwritten substantially in accordance with the Originator’s underwriting guidelines;

(7)

No Subsequent Mortgage Loan may have a remaining term to maturity exceeding [     ] months;

(8)

No Subsequent Mortgage Loan may have a Loan-to-Value Ratio greater than [125]%;

(9)

The weighted average Mortgage Rate for all the Mortgage Loans at the end of the Pre-Funding Period must not be more than 100 basis points lower than the weighted average Mortgage Rate of the Initial Mortgage Loans;

(10)

Following the conveyance of the Subsequent Mortgage Loans on the subsequent transfer date, the characteristics of the Mortgage Loans the Mortgage Pool will remain substantially similar to the characteristics of the Initial Mortgage Loans in the Mortgage Pool as of the Cut-off Date; and

(11)

An independent accountant must provide the Depositor, the Rating Agencies, the Indenture Trustee and the Underwriters with a letter stating that the characteristics of the Subsequent Mortgage Loans conform to the characteristics described above and in the Transfer and Servicing Agreement.]

If the Trust does not apply the full Pre-Funding Amount towards the purchase of Subsequent Mortgage Loans prior to the end of the Pre-Funding Period, then such remaining proceeds in the Pre-Funding Account will be paid as a principal prepayment to the related Noteholders on the [     ] Payment Date.

On the Closing Date, [   ] will also establish a Capitalized Interest Account which will be funded by an initial deposit made by the Depositor on the Closing Date of approximately $[     ], which represents approximately [     ]% of the total principal balance of the Mortgage Pool as of the Cut-off Date.  Amounts in the Capitalized Interest Account will be applied by the Trust Administrator during the Pre-Funding Period to pay interest on that portion of the Notes supported by the Pre-Funding Amount.  At the end of the Pre-Funding Period, any remaining funds in the Capitalized Interest Account will be paid to the Depositor and the account will be terminated.]

[Acquisition by the Trust of Additional Mortgage Loans

On the first Payment Date and until [          ], the Depositor may direct the [Indenture Trustee][Trust Administrator] to apply all or a portion of the payments that would otherwise be made to Noteholders in respect of [interest] [principal] [excess interest] to purchase Additional Mortgage Loans from the Depositor for inclusion in the Trust of the same general character as the Mortgage Loans included in the Trust on the Closing Date.  If the Depositor so directs, the [Indenture Trustee][Trust Administrator]will deposit all or a portion of the amount of [interest] [principal] payable on the Mortgage Loans [and excess interest] that would otherwise be made to Noteholders into the Revolving Account, and will apply deposits in the Revolving Account to fund the purchase of Additional Mortgage Loans, provided certain other conditions are satisfied at the time of purchase.

Funds on deposit in the Revolving Account may only be applied to acquire Additional Mortgage Loans for the Mortgage Pool on the Payment Date on which such funds were deposited therein. If any amounts in the Revolving Account are not used to purchase Additional Mortgage Loans on the any Payment Date, such amounts will be added to the [Interest Remittance Amount] [Principal Remittance Amount] [Monthly Excess Cashflow] for such Payment Date and will be distributed to Noteholders.

The purchase price for each Additional Mortgage Loan will equal its principal balance as of the date of origination (reduced by principal payments due or paid prior to the purchase date, if any), and the aggregate purchase price of all Additional Mortgage Loans purchased by the Trust during the Revolving Period may not exceed $[       ].  Additional Mortgage Loans will have the same general characteristics as the Mortgage Loans transferred to the Trust on the Closing Date.

Pursuant to the Transfer and Servicing Agreement, the conveyance of Additional Mortgage Loans to the Trust may be made on any Business Day during the Revolving Period, subject to certain conditions set forth in the Transfer and Servicing Agreement being satisfied, including, among others that:

(1)

The Additional Mortgage Loans at the time of conveyance to the Trust must satisfy the representations and warranties set forth in the Sale and Assignment Agreement, which representations and warranties have been confirmed by the Rating Agencies;

(2)

The Additional Mortgage Loans are selected in a manner reasonably believed not to be adverse to the interests of the Noteholders;

(3)

[The Indenture Trustee receives an officer’s certificate confirming the satisfaction of each condition precedent specified in the Transfer and Servicing Agreement and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Additional Mortgage Loans in the forms substantially similar to those delivered on the Closing Date;]

(4)

The conveyance of the Additional Mortgage Loans will not result in a reduction or withdrawal of any ratings assigned to the Offered Notes;

(5)

[No Additional Mortgage Loan may be more than one monthly payment delinquent in payment at the time of conveyance to the Trust];

(6)

Each Additional Mortgage Loan will have been underwritten substantially in accordance with the applicable Originator’s underwriting guidelines;

(7)

No Additional Mortgage Loan may have a remaining term to maturity exceeding [     ] months;

(8)

[No Additional Mortgage Loan may have a Loan-to-Value Ratio greater than 100%;]

(9)

The weighted average Mortgage Rate for all the Mortgage Loans at the end of the Revolving Period must not be more than [100] basis points lower than the weighted average Mortgage Rate of the Mortgage Loans as of the Cut-off Date;

(10)

Following the conveyance of the Additional Mortgage Loans on a subsequent transfer date, the weighted average characteristics of the Mortgage Loans in the Mortgage Pool will remain substantially similar to the characteristics of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date; and

(11)

[An independent accountant must provide the Depositor, the applicable rating agencies rating the Notes, the Indenture Trustee and the Underwriter[s] at [applicable interval] with a letter stating that the characteristics of the Additional Mortgage Loans conform to the characteristics described above and in the Transfer and Servicing Agreement.]

[Additional transfer requirements and termination triggers to be described, as applicable.]

Static Pool Information

Static pool information with respect to the Sponsor’s prior securitized pools formed during the period from [specify date] to [specify date], presented by pool, is available online at [Internet address].  Access to this web address is unrestricted and free of charge.  Information available at this web address is deemed to be part of this prospectus supplement, except to the extent provided under “Static Pool Information” in the accompanying prospectus.  [Add reference to any third-party static pool information as applicable.]

Legal Proceedings

[Describe briefly any legal proceedings pending against the Sponsor, Depositor, Indenture Trustee, Owner Trustee, Issuing Entity, any Servicer (including any other entity involved in the servicing function, such any Master Servicer or Trust Administrator), any Originator or any other party contemplated by Item 1100(d)(1) of Regulation AB, or of which any property of the foregoing is the subject, that is material to Noteholders.  Include similar information as to any such proceedings known to be contemplated by governmental authorities.]

Affiliations

[Describe whether, and how, the Sponsor, Depositor and/or Issuing Entity is an affiliate of any of the following parties as well as, to the extent known and material, whether, and how, any of the following parties are affiliates of any of the other following parties: any Servicer or any other entity involved in the servicing function, including any Master Servicer and/or Trust Administrator; the Indenture Trustee; the Owner Trustee; any Originator; any significant obligor contemplated by Item 1112 of Regulation AB; any enhancement or support provider contemplated by Items 1114 or 1115 of Regulation AB; or any other material parties related to the asset-backed securities contemplated by Item 1100(d)(1) of Regulation AB.]

[Describe whether there is and if so, the general character of, any business relationship or arrangement that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the establishment of the Trust and the issuance of the Notes, between any of the parties listed in the preceding paragraph, or any affiliates of such parties, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the Notes.]

[Describe, to the extent material, any specific relationships involving or relating to the Notes or the Mortgage Pool, including the material terms and approximate dollar amount involved, between any of the parties listed in the first paragraph of this section, or any affiliates of such parties, that currently exists or that existed during the past two years.]

Additional Information

The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date.  A Current Report on Form 8-K will be filed, together with the Indenture and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Notes. In the event that Mortgage Loans are removed from or added to the Trust, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

In addition, within 135 days from the initial delivery of this prospectus supplement, Static Pool information for any series of Securities will be posted online at [    ].com.  The static pool data will be updated each month thereafter to reflect the current composition of the pool information. See “Static Pool Data” in the prospectus.

Pursuant to the Transfer and Servicing Agreement, [    ] will prepare a monthly statement to Noteholders containing the information described under “The Sale and Assignment Agreement and the Transfer and Servicing Agreement—Reports to Noteholders.” [    ] may make available each month, to any interested party, the monthly statement to Noteholders via the [    ]’s website, located at [    ].

Underwriting Guidelines

Approximately [    ]% and [    ]% of the Mortgage Loans were originated by [    ] and [    ], in accordance with the [    ] Underwriting Guidelines and the [    ] Underwriting Guidelines, respectively.  [Identifying information and percentages to be provided for originators which originated 10% or more of the mortgage assets or any mortgage pool.]  The remainder of the Mortgage Loans were originated by other Originators in accordance with Underwriting Guidelines generally comparable to the General Underwriting Guidelines described below under “General Underwriting Guidelines.” Such General Underwriting Guidelines differ among the Originators in various areas. The following is a general summary of [    ] and the [    ] Underwriting Guidelines, and [    ] and the [    ] Underwriting Guidelines, and also the General Underwriting Guidelines believed by the Depositor to be generally applied, with some variation, by each other Originator.

[Originator Name]

[A description of Originator(s)’ form of organization for Originator(s) which contributed 20% or more of the asset pool to be provided.]

[    ] Underwriting Guidelines

[Description of the Underwriting Guidelines of the above Originator to be provided.]

General Underwriting Guidelines

[General description of Underwriting Guidelines applied by Originators which contributed to less than 20% or more of the mortgage assets or of any mortgage pool to be provided.]

[The Master Servicer]

[Description of any Master Servicer, including its name, duties and responsibilities, to be provided.]

[Description of allocation of servicing responsibilities to be provided.]

The Servicer

General

On the Closing Date, [    ] [and various other Servicers] will service approximately [    ]% and [    ]%, respectively, of the Mortgage Loans (by Cut-off Date Balance). [Identifying information and percentages to be provided for servicers which will service as of the Cut-off Date 10% or more of the mortgage assets or of any mortgage pool.]

The delinquency and loan loss data set forth below for each Servicer represents the historical experience of such Servicer’s servicing portfolio for the periods indicated.  The actual delinquency and loss experience of the Mortgage Pool or any portion thereof, will be affected by a number of factors, including but not limited to the borrowers’ personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower’s equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas. In addition, the servicing portfolios described below may include mortgage loans that have not been outstanding long enough to have “seasoned” to a point where delinquencies would be fully reflected. In the absence of substantial continuous additions of recently originated mortgage loans to an unseasoned portfolio, it is possible that the delinquency and foreclosure percentages experienced could be significantly higher than that indicated in the tables below. Accordingly, there can be no assurance and no representation is made by any Servicer that the delinquency and loss experience of the Mortgage Pool will be similar to that of the Servicer’s own servicing portfolio, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans in the Mortgage Pool.

[Servicer Name]

[Provide Regulation-AB compliant description of each Servicer which services 20% or more of the mortgage assets or of any mortgage pool, including the following:]

[Servicer form of incorporation, duration of servicing experience and general discussion of Servicer’s experience in servicing assets of any type as well as a more detailed discussion of Servicer’s experience in, and procedures for the servicing function in the current transaction to be provided.]

[Description of any material changes to Servicer’s policies or procedures in the servicing function the Servicer will perform in the current transaction for assets of the same type included in the current transaction for the past three years to be provided.]

[Information regarding Servicer’s financial condition to be provided to the extent that there is a material risk to the performance of the assets in the Mortgage Pool or the Notes.]

[Description of the material terms of the related Servicing Agreement to be provided.]

[For a description of the material terms of collection of funds and the related Servicing Account, see “Mortgage Loan Servicing—Servicing Accounts and the Collection Account” in this prospectus supplement.]

[Description of any special or unique factors to be provided to the extent material in servicing the particular type of assets included in the current transaction.]

[Description of the terms of any arrangements to be provided to the extent material whereby Servicer is required or permitted to provide advances of funds regarding collections, cashflows or distributions.]  [If material, provide statistical information of servicer advances on the Mortgage Loans and the Servicer’s overall servicing portfolio for the past three years.]

[Description of the Servicer’s process for handling delinquencies, losses, bankruptcies and recoveries to be provided to the extent material.]

[Description of any ability of Servicer to waive or modify any terms, fees, penalties or payments on the assets and the effect of any such ability, if material, on the potential cashflows from the assets to be provided to the extent material.]

[Description of any material custodial responsibility of Servicer.]

[Description of any limitations on Servicer’s liability under the transaction agreements.]

[For a description of the material terms of any removal, replacement, resignation of Servicer or transfer of servicing provisions, see “Mortgage Loan Servicing” in this prospectus supplement.]

Administration of the Trust

Servicing and Administrative Responsibilities

The Servicer, [the Master Servicer], [the Trust Administrator], the Owner Trustee, the Indenture Trustee and the Custodians will have the following responsibilities with respect to the Trust:

Party:	Responsibilities:
Servicer	Performing the servicing functions with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the Servicing Agreement, including, but not limited to:

•

collecting monthly remittances of principal and interest on the Mortgage Loans from the related borrowers, depositing such amounts in the Servicing Account, and delivering all amounts on deposit in the Servicing Account to the [Master Servicer] for deposit in the Collection Account on the Servicer Remittance Date;

•

collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

• making Advances with respect to delinquent payments of principal and interest on the Mortgage Loans (other than Balloon Payments);

•

paying customary costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property or (c) borrower-paid primary mortgage insurance policy premiums and fire and hazard insurance coverage;

• providing monthly loan-level reports to the [Master Servicer];
• maintaining certain insurance policies relating to the Mortgage Loans; and
• initiating foreclosure proceedings.
See “The Servicer” and “Mortgage Loan Servicing” below.
[Master Servicer	Performing the master servicing functions in accordance with the provisions of the Transfer and Servicing Agreement and the Servicing Agreement, including but not limited to:
• monitoring the Servicer’s performance and enforcing the Servicer’s obligations under the related Servicing Agreement;

•

collecting monthly remittances from the Servicer for deposit in the Collection Account on the Servicer Remittance Date and delivering all amounts on deposit in the Collection Account to the Trust Administrator for deposit in the Securities Administration Account on the Master Servicer Remittance Date;

• gathering the monthly loan-level reports delivered by the Servicer and providing a comprehensive loan-level report to the [Trust Administrator][Indenture Trustee] with respect to the Mortgage Loans;
• upon the termination of the Servicer, appointing a successor servicer, and until a successor servicer is appointed, acting as successor servicer; and
• upon the failure of the Servicer to make Advances with respect to a Mortgage Loan, making those Advances to the extent provided in the Transfer and Servicing Agreement.
See “The Master Servicer” and “Mortgage Loan Servicing” below.]
[Trust Administrator

Performing the securities administration functions in accordance with the provisions of the Administration Agreement, the Transfer and Servicing Agreement, the Trust Agreement and the Indenture, including but not limited to:

•

collecting monthly remittances from the [Master] Servicer for deposit in the Securities Administration Account and delivering all amounts on deposit in the Securities Administration Account to the Indenture Trustee for deposit in the Note Payment Account on the Deposit Date;

• preparing and distributing investor reports, including the monthly payment date statement to Noteholders based on information received from the [Master] Servicer [and the Swap Counterparty];
• preparing and filing annual federal and (if required) state tax returns on behalf of the Trust;
• preparing and filing periodic reports with the Commission on behalf of the Trust with respect to the Notes; and
• until a successor master servicer is appointed, acting as successor master servicer in the event the Master Servicer resigns or is removed by the Indenture Trustee.
See “The Trust Agreement, Indenture and Administration Agreement— Administration” and “The Sale and Assignment Agreement and the Transfer and Servicing Agreement— Reports to Securityholders” below.]
Owner Trustee

Performing the owner trustee functions in accordance with the provisions of the Trust Agreement, or causing the Trust Administrator or the Depositor to perform such functions, pursuant to the Administration Agreement, including but not limited to:

•

discharging (or causing to be discharged) all of its responsibilities pursuant to the terms of the Trust Agreement and the other document or agreement to which the Trust or the Owner Trustee is a party and administering the Trust (or causing it to be administered) in the interest of the Residual Holder, subject to each such respective document or agreement and in accordance with the provisions of the Trust Agreement; and

• taking direction from the Residual Holder regarding the management of the Trust.
See “The Trust Agreement, Indenture and Administration Agreement—The Owner Trustee” below.
Indenture Trustee

Performing the indenture trustee functions in accordance with the provisions of the Indenture, or causing the Trust Administrator to perform such functions pursuant to the Administration Agreement, including but not limited to:

•

receiving monthly remittances from the [Servicer][Master Servicer][ Trust Administrator] for deposit in the Note Payment Account and, based solely on the information contained in the investor reports, distributing all amounts on deposit in the Note Payment Account to the Noteholders;

• [depositing any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty into the Supplemental Interest Trust Account;]
• [distributing amounts on deposit in the Supplemental Interest Trust Account to the Certificateholders and the [Swap] Counterparty];
• preparing and distributing annual investor reports summarizing aggregate payments to Noteholders necessary to enable Noteholders to prepare their tax returns;

•

enforcing the obligations of each of the [Master] Servicer and the [Trust Administrator] under the Transfer and Servicing Agreement, the Indenture and the Administration Agreement, as applicable; and

•

acting as successor [trust administrator][master servicer] in the event the [Trust Administrator][Master Servicer] resigns or is removed by the Indenture Trustee unless a successor [trust administrator][master servicer] is appointed.

See “The Trust Agreement, Indenture and Administration Agreement—The Indenture Trustee” and “The Sale and Assignment Agreement and the Transfer and Servicing Agreement— Reports to Noteholders” below.
Custodians	Performing the custodial functions in accordance with the provisions of the custodial agreements, including but not limited to:
• holding and maintaining the Mortgage Loan documents related to the Mortgage Loans in a fireproof facility intended for the safekeeping of mortgage loan files on behalf of the Indenture Trustee.
See “Mortgage Loan Servicing—Custody of the Mortgage Files” below.

Trust Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans will, at all times before payment thereof to the Noteholders [or the Swap Counterparty], be invested in the Trust Accounts, which are accounts established in the name of the Indenture Trustee. Funds on deposit in the Trust Accounts may generally be invested by the party responsible for such Trust Account in Eligible Investments, as described under “The Agreements—Investment of Funds” in the prospectus. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:
Servicing Account	Servicer	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders.
Collection Account	[Master Servicer]	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders.
[Trust Administration Account]	[Trust Administrator]	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders.
Note Payment Account	Trustee	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders.
Certificate Account	Securities Administrator	Any investment earnings (net of any losses realized) will be paid to the Residual Holder.
[Basis Risk Reserve Fund]	Trustee	[describe how investment earnings are applied.]
[Reserve Account]	Servicer	Any investment earnings will be paid to [ ] and will not be available for payment to Noteholders.

If funds deposited in the [    ] Account, the [    ] Account or the [    ] Account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds, without any right of reimbursement therefor.

Example of Payments

The following sets forth an example of collection of payments from borrowers on the Mortgage Loans, transfer of amounts among the Trust Accounts and payments on the Notes for the Payment Date in September 2005:

[ ] through [ ]	Collection Period:

Payments due during the related Collection Period ([    ] through [    ]) from borrowers will be deposited in the Servicer’s Servicing Account as received and will include scheduled principal payments due during the related Collection Period and interest accrued on the ending scheduled balance from the prior Collection Period.

[ ] through [ ]	Prepayment Period:

Principal prepayments received by the Servicer during the related Prepayment Period ([    ] through [    ]) will be deposited into such Servicer’s Servicing Account for remittance to the [    ] on the Servicer Remittance Date.

[month and day]	Servicer Remittance Date:

The Servicer will remit collections and recoveries in respect of the Mortgage Loans to the [    ] for deposit into the Collection Account on or prior to the [    ] day of each month (or if the 1[    ] day is not a Business Day, the [    ] Business Day), as specified in the Servicing Agreement.

[month and day]	[Master Servicer Remittance Date:]

[    ] Business Days immediately before the Payment Date, the Master Servicer will remit to the [Trust Administrator][Indenture Trustee] amounts on deposit in the Collection Account for deposit into the [    ] Account, including any Advances made by the Servicer [or the Master Servicer] for that Payment Date.

[month and day]	Record Date:	Payments will be made to Noteholders of record for all classes as of the Business Day [ ] the related Payment Date.
[month and day]	Deposit Date:	On [ ], the [Trust Administrator][Master Servicer] will remit to the Indenture Trustee amounts on deposit in the [ ] Account for deposit into the Note Payment Account.
[month and day]	Payment Date:

On the [    ] day of each month (or if the [    ] day is not a Business Day, the next Business Day), [   ] will make payments to Noteholders from amounts on deposit in the Note Payment Account and, to the extent of funds available after all other required payments are made, will deposit into the Certificate Account any amounts remaining.

Succeeding months follow the same pattern.

Mortgage Loan Servicing

General

The Servicer will have primary responsibility for servicing the Mortgage Loans as described under “Administration of the Trust—Servicing Responsibilities” above. Each of the Indenture Trustee, the Master Servicer are either parties or third party beneficiaries under the Servicing Agreement and can enforce the rights of the Seller thereunder. See “Servicing of Loans” in the prospectus.

Under the Servicing Agreement, the [Master Servicer][Indenture Trustee] has the authority to terminate the Servicer for certain events of default which indicate that either the Servicer is not performing, or is unable to perform, its duties and obligations under the related Servicing Agreement. If the [Master Servicer][Indenture Trustee] terminates the Servicer, the [Master Servicer][Indenture Trustee] will be required to appoint a successor servicer as provided in the Transfer and Servicing Agreement. Notwithstanding anything to the contrary in the prospectus, the [Master Servicer][Indenture Trustee] will not be ultimately responsible for the performance of the servicing activities by the Servicer, except as described under “—Advances” below.

In addition, under the Servicing Agreement, the Seller has the right to terminate the Servicer, without cause, upon [    ] notice, subject to certain conditions set forth in the Servicing Agreement, including payment of unreimbursed or unpaid Advances, servicing advances, Servicing Fees and applicable expenses of the Servicer in connection with the transfer of the Mortgage Loans to a successor servicer, [and payment of a termination fee which shall be payable by the Seller from its own funds and not reimbursable from the Trust]. Any such termination without cause requires the consent of the Master Servicer, the Indenture Trustee and receipt of confirmation from the Rating Agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then current ratings of any of the Notes. The Seller, with the prior written consent of the Master Servicer, may also terminate the Servicer if losses or delinquencies on the Mortgage Loans exceed certain trigger levels specified in the Servicing Agreement. No termination fee is paid to the terminated Servicer under such special termination events, but the Servicer will be reimbursed for unpaid Advances, servicing advances and Servicing Fees.

Any successor servicer must be qualified to service mortgage loans for Freddie Mac or Fannie Mae and must have a net worth of not less than $25,000,000.

Servicing Accounts and the Collection Account

The Servicer will establish and maintain a segregated Servicing Account in the name of the Indenture Trustee into which the Servicer will deposit payments on account of interest and principal for the related Mortgage Loans, less its Servicing Fee, as described under “Servicing of Loans—Deposits to and Withdrawal from the Collection Account” and “—Servicing Accounts” in the prospectus.  On the Servicer Remittance Date, the Servicer will remit the amounts on deposit in its Servicing Account to the [Master Servicer][Indenture Trustee] for deposit into the [    ] Account, which is maintained by [    ]. The Servicer and [    ] are entitled to reimburse themselves from the related Servicing Account or [    ] Account, as applicable, for any Advances made and expenses incurred, as described below under “—Servicing Compensation and Payment of Expenses” and “—Advances.” The Servicing Accounts and the [    ] Account will consist solely of amounts relating to the Mortgage Loans, and amounts on deposit therein will not be commingled with any other funds not related to the Trust.

Reserve Accounts

Certain of the Mortgage Loans may require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including repairs to the Mortgaged Property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies.  In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit.  These amounts may be held in a custodial account by the applicable Servicer or an agent.  The loan documents will generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

Such amounts may not continue to be escrowed in the future.  In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease.  Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events.  In the event of default by a borrower, amounts in a related reserve account may generally be applied to pay amounts owed on the related Mortgage Loan.

Servicing Compensation and Payment of Expenses

[As compensation for master servicing, the Master Servicer is entitled to the compensation described under “Fees and Expenses of the Trust.”]

The Servicer will be paid the applicable Servicing Fee for each Mortgage Loan serviced by it and any successor to the Servicer will in all cases receive a fee in an amount equal to, but not greater than, the applicable Servicing Fee. As additional servicing compensation, the Servicer is entitled to retain [    ].

The Servicing Fees are subject to reduction as described below under “Prepayment Interest Shortfalls”. See “Servicing of Loans—Servicing Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by [the Master Servicer and] the Servicer. The [Master Servicer and] the Servicer will be entitled to reimbursement for certain expenses prior to payment of any amounts to Noteholders. See “Servicing of Loans—Collection Procedures; Escrow Accounts” and “—Servicing Compensation and Payment of Expenses” in the prospectus.

Waiver or Modification of Mortgage Loan Terms

The Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any term of any Mortgage Loan so long as that waiver, modification or postponement is not materially adverse to the Trust; provided, however, that unless the Servicer has received the prior written consent of the [Master Servicer] [Indenture Trustee], the Servicer may not permit any modification for any Mortgage Loan that would change the Mortgage Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding Scheduled Principal Balance (except for actual payments of principal) or change the final maturity date on that Mortgage Loan.  In the event of any such modification that permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer must make an Advance.

Prepayment Interest Shortfalls

When a borrower prepays a Mortgage Loan in full or in part between Scheduled Payment dates, the borrower pays interest on the amount prepaid only from the last Scheduled Payment date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. Any Prepayment Interest Shortfall is generally required to be paid by the Servicer, but only to the extent that such amount is not offset by Prepayment Interest Excess, if any, and does not exceed the total of the Servicing Fees on the Mortgage Loans serviced by it for the applicable Payment Date. The [Master Servicer] [Indenture Trustee] is not required to fund any Prepayment Interest Shortfall required to be funded but not funded by the Servicer or a successor servicer as discussed herein.

Advances

The Servicer will generally be obligated to make Advances and servicing advances to the extent that such Advances or servicing advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Mortgage Loan. The [Master Servicer] [Indenture Trustee] will be obligated to make any required Advance if the Servicer fails in its obligation to do so, to the extent provided in the Transfer and Servicing Agreement. The [Master Servicer] [Indenture Trustee] and the Servicer, as applicable, will be entitled to recover any Advances or servicing advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient or if such Servicer believes such Advances or servicing advances will not be recoverable, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

The purpose of making these Advances is to maintain a regular cash flow to the Noteholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a Relief Act Reduction. No party which makes an Advance is entitled to interest on those Advances.

[Primary Mortgage Insurance

The [Master Servicer] [Indenture Trustee] and each Servicer will be required to take such action in servicing the Mortgage Loans as is necessary to keep the primary mortgage insurance policies in effect, and the Servicer will be responsible for filing claims under such primary mortgage insurance policies on behalf of the Trust.]

Collection of Taxes, Assessments and Similar Items

The Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

The [Master Servicer] [Indenture Trustee] and the Servicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

The Servicing Agreement will provide that the Servicer will certify to the Depositor, the Indenture Trustee [and the Master Servicer] that all information prepared by it and provided to the [Master Servicer] [Indenture Trustee] relating to the Mortgage Loans serviced by the Servicer is accurate and complete in all material respects as of the last day of the period covered by that report and that generally the Servicer is in compliance with its obligations to report to the Master Servicer and is in compliance with its obligations under the Servicing Agreement. [The Transfer and Servicing Agreement will provide that each year the Master Servicer will certify to the [Trust Administrator][Indenture Trustee] that for the prior calendar year, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under the Transfer and Servicing Agreement in all material respects throughout that year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to the Master Servicer and the nature and status thereof, and the Master Servicer has received from the Servicer an annual certificate of compliance and a copy of that Servicer’s annual audit report, in each case to the extent required under the Servicing Agreement, or, if any such certificate or report has not been received by the Master Servicer, the Master Servicer is using its best reasonable efforts to obtain such certificate or report.]

[The Transfer and Servicing Agreement will also provide that each year during which the Master Servicer directly services any of the Mortgage Loans, as servicer, a firm of independent accountants will furnish a statement to [   ] to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the Mortgage Loans by the Master Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Transfer and Servicing Agreement, except for (1) exceptions as the firm believes to be immaterial and (2) any other exceptions set forth in such statement.]

[Master Servicer Default;] Servicer Default

[If the Master Servicer is in default in its obligations under the Transfer and Servicing Agreement, the Indenture Trustee may, and must if directed to do so by Noteholders having more than 50% of the Voting Rights applicable to each class of Notes affected thereby, terminate the Master Servicer. In such event, the Indenture Trustee, pursuant to the terms of the Transfer and Servicing Agreement, will either assume the duties of Master Servicer or appoint a successor master servicer in accordance with the standards set forth in the Transfer and Servicing Agreement.]

If the Servicer is in default in its obligations under the Servicing Agreement, the [Master Servicer] [Indenture Trustee] may, at its option, terminate the defaulting Servicer and either appoint a successor servicer in accordance with the applicable Servicing Agreement and the Transfer and Servicing Agreement, or succeed to the responsibilities of the terminated Servicer.

Amendment of the Servicing Agreement

The Servicing Agreement may generally be amended, without notice to or consent of the Noteholders, with the written consent of [the Master Servicer,] the Seller, the Servicer and the Indenture Trustee; provided, that the party requesting such amendment must, at its own expense, provide the Indenture Trustee, [the Master Servicer] and the Seller with an opinion of independent counsel that the amendment will not materially adversely affect the interest of the Noteholders. Any amendment pursuant to the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Noteholder if the Indenture Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Notes.

Custody of the Mortgage Files

The Servicer will generally not have responsibility for custody of the Mortgage Loan documents described under “The Sale and Assignment Agreement and the Transfer and Servicing Agreement—Assignment of Mortgage Loans” below. These documents are generally required to be delivered to the applicable Custodian. Each Custodian will hold the related Mortgage Loan documents on behalf of the Indenture Trustee pursuant to a Custodial Agreement between that Custodian and the Indenture Trustee. The Mortgage Loan documents related to a Mortgage Loan will be held together in an individual file separate from other mortgage loan files held by that Custodian. Each Custodian will maintain the Mortgage Loan documents in a fireproof facility intended for the safekeeping of mortgage loan files. The Custodian will be paid the fees as described under “Fees and Expenses of the Trust” herein.

[Optional Purchase of Defaulted Mortgage Loans

Subject to certain limitations set forth in the Servicing Agreement, the [    ] will have the right, but not the obligation, to purchase for its own account any Distressed Mortgage Loan for a purchase price equal to the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon to the date of repurchase, plus any unreimbursed Advances, servicing advances or unpaid Servicing Fees allocable to the Distressed Mortgage Loan. The [    ] is prohibited from using any procedure in selecting Distressed Mortgage Loans to be repurchased which would be materially adverse to Noteholders. Any such repurchase shall be accomplished by remittance to the [Master Servicer] [Indenture Trustee] of the purchase price for the Distressed Mortgage Loan for deposit into the Collection Account.]

[Special Servicer for Distressed Mortgage Loans

The Seller, with the consent of the Master Servicer, has the option under the Servicing Agreement to transfer any Mortgage Loan which becomes a Distressed Mortgage Loan for servicing by a special servicer selected by the Seller. Any special servicing fee paid to a special servicer will not exceed the related Servicing Fee Rate.]

[Pledge of Servicing Rights

The Servicing Agreement permits the Servicer to obtain financing by means of a pledge and assignment of their rights to reimbursement for outstanding Advances and other rights under the Servicing Agreement to one or more lenders. To the extent provided under any such financing arrangement, upon default by the Servicer, the lender may appoint a successor servicer; provided, such successor servicer meets all existing requirements for appointment of a successor servicer under the related Servicing Agreement and the Transfer and Servicing Agreement. See “—General” above.]

The Trust Agreement, Indenture and Administration Agreement

General

The Notes will be issued pursuant to the Indenture. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Indenture and the Notes. Notes in certificated form will be transferable at the Corporate Trust Office of the Indenture Trustee, which will serve as paying agent and note registrar. The Indenture Trustee will provide to a prospective or actual Noteholder, without charge, on written request, an electronic copy (without exhibits) of the Indenture. Requests should be addressed to [     ].

The Issuing Entity

[     ] will be a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement.  The Issuing Entity will not engage in any activity other than acquiring, holding and managing the Mortgage Loans and the other assets of the Trust and proceeds therefrom, issuing the Securities, making payments on the Securities, and related activities.

On the Closing Date, the Issuing Entity will purchase the Mortgage Loans from the Depositor pursuant to the Transfer and Servicing Agreement.  The Issuing Entity will pledge the Mortgage Loans and other Trust assets to the Indenture Trustee as security for the issuance of the Notes, with the class designations specified under “Description of the Notes—General,” pursuant to the Indenture.  The Depositor will sell the Notes to the Underwriter and apply the net proceeds of such sale to the purchase of the Mortgage Loans.

Other than the Mortgage Loans and the other Trust assets pledged as collateral for the Notes, the Issuing Entity will not have any significant assets available for payment of the Notes.

The Issuing Entity’s principal offices are located in [     ], at the address set forth below under “—The Owner Trustee.”

The Owner Trustee

[     ] will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement.  The Owner Trustee is a [     ] and its principal offices are located at [     ].  [The Owner Trustee has acted as trustee for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the Mortgage Loans during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Owner Trustee performed [    ].]  The Owner Trustee will be entitled to receive as compensation for its services [     ], as set forth under “Fees and Expenses of the Trust” and will be entitled to reimbursement for expenses and certain other amounts prior to payment of any amounts to Noteholders.

The Trust Administrator and the Depositor will perform on behalf of the Owner Trustee and the Trust certain administrative functions required under the Indenture and Transfer and Servicing Agreement pursuant to the terms of the Administration Agreement.

The Ownership Certificate

The equity ownership in the Trust will be evidenced by the Ownership Certificate.  The Residual Holder will be entitled to receive on each Payment Date any remaining cash flow from Mortgage Loan collections after all principal and interest due on the Notes and other expenses of the Trust for such Payment Date have been made.

The Indenture Trustee

[     ] will be the Indenture Trustee under the Indenture. Its principal offices are at [    ].  [The Indenture Trustee has acted as trustee for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the Mortgage Loans during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Indenture Trustee performed [    ].]

The Indenture Trustee’s functions, duties and responsibilities are described under “—Certain Matters Under the Agreements” below. The Indenture Trustee will be entitled to receive as compensation for its services [     ], as set forth under “Fees and Expenses of the Trust.”  The Indenture Trustee will also be entitled to customary indemnification for certain costs and expenses prior to payment of any amounts to Noteholders. For a description of the limitations on the Indenture Trustee’s liability and any indemnification provisions that entitle the Indenture Trustee to be indemnified from the cashflow that otherwise would be used to pay the Notes, see “—Certain Matters Under the Agreements— Expenses and Indemnities of the Owner Trustee and Indenture Trustee” below. The Indenture Trustee’s Corporate Trust Office for purposes of presentment and surrender of the Offered Notes for the final payment thereon is located at [     ], or any other address that the Indenture Trustee may designate from time to time by notice to the Noteholders, the Owner Trustee, the Depositor and the Master Servicer.

[If multiple trustees are involved in transaction, state each trustee’s name and form of organization. A description of each trustee’s functions, duties, responsibilities, limitations on liability and indemnification provisions to be provided as applicable.]

The Trust Administrator

The Trust Administrator will be [    ], a [    ].  Its principal offices are at [    ].  [The Trust Administrator has acted as trustee for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the Mortgage Loans during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Trust Administrator performed [    ].]

The Trust Administrator will be responsible under the Administration Agreement for [    ] and [    ]. The Trust Administrator will prepare the payment date statements and [    ]. The Trust Administrator will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information. The Trust Administrator is entitled to the compensation described under “Fees and Expenses of the Trust.”]

Certain Matters under the Agreements

Events of Default Under the Indenture.  An Indenture Default will consist of:

1)

default in the payment of any Current Interest on the most senior class of Notes then outstanding when the same becomes due and payable under the Transfer and Servicing Agreement, and such default continues for a period of five days;

2)

failure to pay the entire principal of any Note (other than the Class [P] Notes) when the same becomes due and payable under the Transfer and Servicing Agreement or on the applicable Final Scheduled Payment Date;

3)

failure to observe or perform any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any certificate delivered pursuant to the Indenture proving to have been incorrect in any material respect as of the time when the same was made, and that default continues or is not cured, for a period of 30 days after notice is given to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the outstanding Note Principal Balance of the Notes specifying that default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder;

4)

the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

5)

the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

If an Indenture Default occurs and is continuing, the Indenture Trustee or Holders of a majority by principal balance of the Priority Class or Classes of Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the Holders of a majority by principal balance of such Priority Class or Classes of Notes.

If the Notes are declared immediately due and payable following an Indenture Default, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on collateral pledged to secure the Notes, exercise remedies as a secured party, sell the assets of the Trust Estate pledged to secure the Notes, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the Indenture Trustee is prohibited from selling the assets of the Trust Estate following an Indenture Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Priority Class or Classes of Notes, unless (i) the holders of all outstanding Notes consent to such sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) the Indenture Trustee determines that the proceeds of the Trust Estate and the other property of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66-2/3% of the aggregate outstanding amount of the Notes.

If the collateral securing the Notes is sold following an Indenture Default, proceeds of such sale will be applied in the order of priority provided in the Indenture.

If an Indenture Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

Except as described above in the case of an Indenture Default, no Noteholder will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Indenture Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority in principal amount of such outstanding Notes.

In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Neither the Indenture Trustee nor the Owner Trustee in their respective individual capacities, nor the Residual Holder, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

[Redemption. The Notes are subject to redemption under the circumstances described under “Description of the Notes—Optional Purchase of the Mortgage Loans.”

The Indenture will be discharged upon the delivery to the Indenture Trustee for cancellation of all Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes. Upon the payment in full of all outstanding Notes and the discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, and the Residual Holder will succeed to all the rights of the Noteholders pursuant to the Transfer and Servicing Agreement.]

Expenses and Indemnities of the Owner Trustee and Indenture Trustee.  The Owner Trustee will be entitled to reimbursement of all reasonable expenses incurred by it in accordance with the Trust Agreement.  Such reimbursement will be paid from amounts allocable to interest and principal on the Mortgage Loans, prior to payment of any amounts to Noteholders.  The Owner Trustee will also be entitled to indemnification from the Trust for any claim, loss, liability or expense incurred by it in connection with the administration of the Trust and the performance of its duties under the Trust Agreement or any other document or agreement to which the Issuer or the Owner Trustee is a party, except to the extent that any such claim, loss, liability or expense arises out of or results from [     ]’s own willful misconduct, fraud or gross negligence or results from any of the other circumstances that are specified in the Trust Agreement.  Any amounts payable in connection with such indemnification will be paid from the Certificate Account prior to payment of any amounts distributable to the Ownership Certificate under the Transfer and Servicing Agreement.

The Indenture Trustee will be entitled to reimbursement of all reasonable expenses incurred by it and any disbursements or advances made by it in accordance with the Indenture or the Transfer and Servicing Agreement, except for expenses incurred or any disbursements and advances made by it in the routine administration of its duties under the Indenture and the Transfer and Servicing Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct.  The Indenture Trustee will also be entitled to indemnification from the Trust for any claim, loss, liability or expense, including reasonable attorneys’ fees, incurred by it in connection with the administration of the Trust and the performance of its duties under the Indenture, the Transfer and Servicing Agreement or any other document or agreement to which the Indenture Trustee is a party.

The Indenture Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from amounts allocable to interest and principal on the Mortgage Loans, prior to payment of any amounts to Noteholders.

Resignation or Removal of Owner Trustee and Indenture Trustee.  The Owner Trustee may, upon 30 days’ advance written notice to the Depositor, the Residual Holder and the Indenture Trustee, resign at any time, in which event the Depositor will appoint a successor Owner Trustee that satisfies the eligibility requirements provided in the Trust Agreement.  The Owner Trustee may also be removed at any time by the Depositor if (a) the Owner Trustee ceases to be eligible to continue to act as Owner Trustee under the Trust Agreement, (b) the Owner Trustee is legally unable to act or is adjudged bankrupt or insolvent or (c) a receiver or other public officer takes charge of the Owner Trustee or its property.  If the Owner Trustee is removed the Depositor will promptly appoint a successor Owner Trustee.  If a successor Owner Trustee does not take office within 30 days after the retiring Owner Trustee resigns or is removed, the retiring Owner Trustee may petition any court of competent jurisdiction for appointment of a successor Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee will not become effective until acceptance of the appointment by the successor Owner Trustee, whereupon the Securities Administrator will provide notice of such resignation and appointment to the Residual Holder, the Indenture Trustee, the Noteholders and the Rating Agencies.

Any fees and expenses owed to the retiring Owner Trustee in connection with such resignation or removal will be paid as described above under “—Expenses and Indemnities of the Owner Trustee and Indenture Trustee.”

 The Indenture Trustee may, upon 90 days’ advance written notice to the Depositor, the Issuer, each Noteholder and each Rating Agency, resign at any time, in which event the Issuer will appoint a successor Indenture Trustee that satisfies the eligibility requirements provided in the Indenture.  The Indenture Trustee may also be removed at any time by the Issuer if (a) the Indenture Trustee ceases to be eligible to continue to act as Indenture Trustee under the Indenture; (b) the Indenture Trustee is adjudged bankrupt or insolvent; (c) a receiver or other public officer takes charge of the Indenture Trustee or its property; or (d) the Indenture Trustee otherwise becomes incapable of acting.  If the Indenture Trustee is removed the Issuer will promptly appoint a successor Indenture Trustee.  If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the holders of more than 50% of the aggregate Class Principal Amount of the outstanding Notes may petition any court of competent jurisdiction for appointment of a successor Indenture Trustee.

Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee, whereupon the successor Indenture Trustee will mail notice of its succession to all Noteholders.  The predecessor Indenture Trustee will be required to transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

Any fees and expenses owed to the retiring Indenture Trustee in connection with such resignation or removal will be paid as described above under “Expenses and Indemnities of the Owner Trustee and Indenture Trustee.”

Administration

The Trust Administrator or the Depositor will agree, to the extent provided in the Administration Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuer under the Transfer and Servicing Agreement, the Indenture and the Trust Agreement.  Neither [     ] nor the Depositor will receive additional compensation for their services under the Administration Agreement.

Amendment

Generally, the Trust Agreement, the Indenture and the Administration Agreement are subject to amendment by the parties thereto under conditions similar to those described under “The Sale and Assignment Agreement and the Transfer and Servicing Agreement—Amendment,” except that in the case of the Trust Agreement references to Notes and Noteholders should be read as referring to Ownership Certificate and the Residual Holder, and in the case of the Indenture such references should be read as referring to Notes and Noteholders. Any amendment of the provisions of the Indenture will take the form of a supplemental indenture.  In addition to the purposes described under “The Sale and Assignment Agreement and the Transfer and Servicing Agreement—Amendment,” the Trust and the Indenture Trustee may enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of correcting or amplifying the description of the Trust Estate subject to the Indenture, evidencing the succession of a successor to the Trust, adding to the covenants of the Trust or surrendering any power conferred upon the Trust under the Indenture, or conveying or pledging any property to the Indenture Trustee.

Servicing

For a summary description of certain provisions of the Transfer and Servicing Agreement and the Servicing Agreements regarding servicing of the Mortgage Loans, see “Servicing of the Mortgage Loans” above.

The Sale and Assignment Agreement and the
Transfer and Servicing Agreement

General

On the Closing Date, pursuant to the Sale and Assignment Agreement, the Seller will sell the Mortgage Loans to the Depositor. Pursuant to the Transfer and Servicing Agreement, the Depositor will, in turn, sell the Mortgage Loans to the Trust.

Assignment of Mortgage Loans

The Mortgage Loans will be assigned by the Depositor to the Trust, together with all principal and interest received with respect to such Mortgage Loans on and after the Cut-off Date (other than Scheduled Payments due on that date). Pursuant to the Indenture, the Trust will pledge all of its interest in such assets and any other property comprising the Trust Estate to the Indenture Trustee as security for the Notes.

Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Transfer and Servicing Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date, the Servicer and custodian of the mortgage file, and the applicable prepayment premium provisions, if any.

As to each Mortgage Loan, the documents described in the prospectus under “The Agreements—Assignment of Primary Assets” are generally required to be delivered to the applicable Custodian on behalf of the Indenture Trustee in accordance with the Transfer and Servicing Agreement.   [Describe any exceptions.]

Representations and Warranties

The Mortgage Loans were [purchased pursuant to various Sale Agreements by the Seller directly from the Transferor] [are originated by [affiliates of] LBH].

[Pursuant to the terms of the Sale Agreement, the Transferor has made to the Seller, as direct purchaser or assignee, as of the Sale Date certain representations and warranties concerning the Transferred Mortgage Loans that generally include representations and warranties similar to those summarized in the prospectus under the heading “Loan Underwriting Procedures and Standards—Representations and Warranties.” The Seller’s rights under the Sale Agreement will be assigned by the Seller to the Depositor pursuant to the Sale and Assignment Agreement and, in turn, assigned by the Depositor to the Trust pursuant to the Transfer and Servicing Agreement.]

In addition to the representations and warranties summarized in the prospectus under the heading “Loan Underwriting Procedures and Standards—Representations and Warranties,” the Transferor has also made the following representations and warranties:  [List any Mortgage Loan representations and warranties which are material and are not listed in the prospectus.]

Within the period of time specified in the Transfer and Servicing Agreement following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the Mortgage Loan, or receipt of notice of such breach, the applicable Transferor or the Seller will be obligated either to (1) cure such breach, (2) repurchase the affected Mortgage Loan from the Trust for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus any costs and damages incurred by the Trust in connection with any violation of any anti-predatory or anti-abusive lending laws or (3) in the circumstances described in the prospectus under “The Agreements—Repurchase and Substitution of Non-Conforming Loans,” substitute a Qualifying Substitute Mortgage Loan.

In addition, pursuant to the Sale and Assignment Agreement, with respect to any Transferred Mortgage Loans, the Seller will make to the Depositor (and the Depositor will assign to the Trust) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the Mortgage Loans between the applicable Sale Date and the Closing Date. In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by the applicable Transferor as described above, the Seller will be obligated in the same manner as the Transferor to cure such breach or repurchase the affected Mortgage Loan from the Trust, as described above. However, the Seller will have no obligation to cure a breach or repurchase a Transferred Mortgage Loan if the relevant breach constitutes a breach of a representation or warranty made by the related Transferor under the related Sale Agreement and such Transferor fails to fulfill its obligations. Notwithstanding the foregoing, the Seller will represent in the Sale and Assignment Agreement with respect to any Transferred Mortgage Loans in the event of a breach of those representations set forth in clauses [(   )] through [(   )] of the immediately preceding paragraph, the Seller will be directly obligated to cure such breach or repurchase or replace the affected Mortgage Loan.

To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased or replaced by the applicable Transferor or the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of the Notes, in particular the [    ] Notes, may incur a loss.

Reports to Securityholders

The [Securities Administrator][Master Servicer] will prepare and, in the manner described under “Additional Information” above, will make available to each Securityholder on each Payment Date, or as soon thereafter as is practicable, a report setting forth the following information (on the basis of Mortgage Loan level information obtained from the Servicer):

•

[the aggregate amount of payments to be made on such Payment Date to the holders of each class of Notes allocable to principal on the Mortgage Loans, including Net Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments;]

•

[the aggregate amount of payments to be made on such Payment Date to the holders of each class of Notes allocable to interest, and the calculation thereof;]

•

[the amount, if any, of any distributions to the Residual Holder;]

•

[the amount of Monthly Advances and Servicing Advances for the related Collection Period, the amount of unrecovered Monthly Advances and Servicing Advances outstanding and the aggregate amount of nonrecoverable Monthly Advances and Servicing Advances;]

•

[the total Scheduled Principal Balance of the Mortgage Loans for such Payment Date;]

•

[the Class Principal Amount of each class of Notes, giving effect to payments on such Payment Date;]

•

[the amount of any Prepayment Premiums paid to the Class P Notes;]

•

[the amount of any Realized Losses incurred or received with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date, and the aggregate Realized Losses during the preceding twelve-month period expressed as a percentage of the total Scheduled Principal Balances of the Mortgage Loans;]

•

[the amount of the Servicing Fees, [Credit Risk Manager’s Fees,] [other fees] and [primary mortgage insurance premiums] paid with respect to such Payment Date;]

•

[the number and total Scheduled Principal Balance of Mortgage Loans (a) remaining outstanding, (b) delinquent 30 to 59 days on a contractual basis, (c) delinquent 60 to 89 days  on a contractual basis, (d) delinquent 90 or more days on a contractual basis, (e) as to which foreclosure proceedings have been commenced as of the close of business on the last business day of the calendar month immediately preceding the month in which such Payment Date occurs, (f) in bankruptcy and (g) as to which the Mortgaged Properties have become REO Properties;]

•

[the total Scheduled Principal Balance of any Mortgage Loans with respect to which the related Mortgaged Property became a REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs;]

•

[with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each deleted Mortgage Loan, and of each substitute Mortgage Loan;]

•

[the level of LIBOR and any other applicable indices applicable to such Payment Date with respect to each class of Notes;]

•

[the Note Interest Rate applicable to such Payment Date with respect to each class of Notes;]

•

[the aggregate outstanding Carryforward Interest, Net Prepayment Interest Shortfalls, Deferred Amounts, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each applicable Class of Notes, after giving effect to the payment made on such Payment Date;]

•

[the Interest Remittance Amount, Principal Remittance Amount, the Principal Distribution Amount and the Aggregate Overcollateralization Release Amount applicable to such Payment Date;]

•

[if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Noteholders would have received if there were sufficient available amounts in the Note Payment Account and the amounts actually paid);]

•

[the aggregate outstanding Prepayment Interest Shortfalls and Basis Risk Shortfalls, if any, for each class of Notes, after giving effect to payments on such Payment Date;]

•

[the Overcollateralization Amount after giving effect to the payments made on such Payment Date;]

•

[the amount of any Overcollateralization Deficiency after giving effect to payments on such Payment Date;]

•

[the amount of any payments made or received pursuant to the Swap Agreement with respect to such Payment Date;]

•

[a statement as to whether any exchanges of Exchangeable Notes have taken place since the preceding Payment Date, and, if applicable, the names, note balances, including notional balances, note interest rates, and any interest and principal paid, including any shortfalls allocated, of any classes of notes that were received by the Noteholder as a result of such exchange; and]

•

any other information required pursuant to the Transfer and Servicing Agreement.

In addition, within 90 days after the end of each calendar year, the Indenture Trustee will prepare and make available to any person who at any time during the calendar year was a Securityholder of record, a report summarizing the items provided to the Securityholders pursuant to items ([    ]) and ([    ]) above on an annual basis as may be required to enable those Securityholders to prepare their federal income tax returns. Such information shall also include the amount of OID accrued on each class of Notes and information regarding the expenses of the Trust furnished by the Master Servicer to the Indenture Trustee. The [Securities Administrator][Master Servicer] will provide the Indenture Trustee with such information as is necessary for the Indenture Trustee to prepare such reports (and the Indenture Trustee may rely solely upon such information).

Amendment

The Transfer and Servicing Agreement may be amended by the Securityholders (1) to cure any ambiguity, (2) to conform the provisions of the Transfer and Servicing Agreement to the information contained herein or to correct or supplement any provision therein, (3) to make any other provision with respect to matters or questions arising under the Transfer and Servicing Agreement or (4) to add, delete or amend any provision in order to comply with any requirements imposed by the Code, ERISA and their related regulations; provided, however, that no such amendment, as evidenced by an Opinion of Counsel, will adversely affect the status of the Notes as debt for federal income tax purposes, and provided further, that no such amendment effected pursuant to clause (3) above will adversely affect in any material respect the interests of any Securityholder. Any such amendment will be deemed not to adversely affect in any material respect the interests of any Noteholder if the Rating Agency confirms that such action would not adversely affect the then-current ratings on the Offered Notes. The Transfer and Servicing Agreement may also be amended by the Depositor, the Issuer, the Master Servicer, and the Indenture Trustee with the consent of the holders of each Class of Notes affected thereby evidencing Voting Rights aggregating not less than 66-2/3% of each such Class and the Residual Holder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreement or modifying in any manner the rights of Securityholders; provided, however, that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any Notes or the Ownership Certificate without the consent of the holder of each such Security affected thereby or (2) reduce the percentage of Securities the holders of which are required to consent to any such amendment without the consent of the holders of all Securities affected thereby.

Voting Rights

At all times [    ]% of all voting rights will be allocated among the holders of the Offered Notes. The portion of such voting rights allocated to the Offered Notes will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate principal balance of the Mortgage Loans. The holders of the Class P Notes and the Ownership Certificate will each be allocated [    ]% of the voting rights. The voting rights allocation to any class of Notes will be allocated among all holders of each such class in proportion to the outstanding Note Principal Amount or Percentage Interest of such Notes.

Yield, Prepayment and Weighted Average Life

General

The yields to maturity on the Offered Notes will be affected by the rate of principal payments on the Mortgage Loans (including prepayments, which may include amounts received by virtue of repurchase, condemnation, insurance or foreclosure), the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower rates, the amount and timing of mortgagor delinquencies and defaults resulting in Realized Losses, the purchase price for the Notes and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to a higher rate of prepayment than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include changes in borrowers’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans may generally be prepaid at any time without penalty and generally have due-on-sale clauses.

The rate of principal payments on the Mortgage Loans will be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the mortgagors, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The weighted average remaining term to maturity of the Mortgage Loans is approximately [     ] months; seasoning may influence the performance of the Mortgage Loans. The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Since the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under “Yield, Prepayment and Maturity Considerations”), no assurance can be given as to the actual rate or the timing of principal payments on the Offered Notes. In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor’s yield to maturity. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

[Approximately [   ]% of the Mortgage Loans are subject to prepayment premiums.  These prepayment premiums, to the extent they are not waived by the applicable Servicer, may have the effect of reducing the amount of the likelihood of prepayment of the Mortgage Loans during these intervals.  Subject to any this prepayment premium, the Mortgage Loans generally may be prepaid in full or in part at any time.]

[The yields to investors on the [Class [    ]] Notes may be adversely affected by the Trust’s acquisition of Additional Mortgage Loans, which will reduce the amount and timing of [principal][interest][excess interest] distributions on these Notes.]

Prepayments, liquidations and repurchases of the Mortgage Loans will result in payments to holders of the Offered Notes of principal amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

[As described herein, approximately [     ]% of the Mortgage Loans do not provide for monthly payments of principal for the first [    ] years following origination. Instead, only monthly payments of interest are due during that period. Other considerations aside, because of these characteristics, borrowers may be disinclined to prepay the loans during the [    ] year period. In addition, because no principal is due on the loans for their initial [    ] year period, the Notes will amortize at a slower rate during that period than would otherwise be the case. Thereafter, when the monthly payments on the loans are recalculated on the basis of a twenty year, level payment amortization schedule as described herein, principal payments on the Notes are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the underlying loans were calculated on the basis of a [    ] year amortization schedule. The Mortgage Loans were generally originated (or modified) with Mortgage Rates for their first [    ] years below the rate that would have resulted if based on the Index and related Gross Margin. The Mortgage Loans may experience lower rates of prepayment during the period that the loans bear interest at the lower Mortgage Rates. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Mortgage Loans.]

The Note Interest Rate for the [    ] Notes at any time will be capped at a rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans. To the extent that Mortgage Loans bearing relatively high Mortgage Rates experience a more rapid rate of prepayment than Mortgage Loans with relatively low rates, the Note Interest Rate for the [    ] Notes will be reduced, and this reduction could be substantial.

If the purchaser of a Note offered at a discount from its initial principal amount calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield to maturity may be lower than that so calculated. Conversely, if the purchaser of a Note offered at a premium calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield to maturity may be lower than that so calculated.

The yields on the Offered Notes may be adversely affected by Net Prepayment Interest Shortfalls on the Mortgage Loans. The yields on the Offered Notes may also be adversely affected by reductions in the Mortgage Rates under the Relief Act or similar state or local laws.

[The payment of balloon payments may result in lower yields on Class [   ] Notes than would be the case if all the Mortgage Loans were fully amortizing.  Balloon mortgage loans also pose a greater risk of default than fully amortizing Mortgage Loans because borrowers are required to pay substantial principal payments (the “Balloon Payment”) upon maturity.  A borrower’s ability to pay a Balloon Payment may depend on its ability to refinance the Mortgage Loan or sell the related Mortgaged Property.

The effective yields to holders of the [    ] Notes will be lower than the yields otherwise produced by the Note Interest Rate and the related purchase price because monthly payments will not be made to the holders until the [    ] day (or the immediately following Business Day if the [    ] day is not a Business Day) of the month following the month in which interest accrues on the Note (without any additional payment of interest or earnings thereon in respect of any delay.

[Subordination of the Class [      ] Notes

On each Payment Date, the holders of any higher ranking Class of Notes will have a preferential right to receive amounts of interest and principal due to them on that Payment Date before any payments are made on any Class of Notes subordinate to that Class. As a result, the yields to maturity and the aggregate amount of payments on the Class [     ] Notes will be more sensitive than the yields of higher ranking Notes to the rate of delinquencies and defaults on the Mortgage Loans.

As more fully described herein, the principal portion of Realized Losses (other than Excess Losses) on the Mortgage Loans will be allocated first to the lower ranking Classes of Subordinate Notes, then to the Class [    ] Notes, then to the Class [    ] Notes, and then to the Class [    ] Notes, in that order, until the Class Note Principal Amount of each Class has been reduced to zero, before any Realized Losses will be allocated to the Senior Notes. The interest portion of Realized Losses (other than Excess Losses) will reduce the amount available for payment on the related Payment Date to the lowest ranking Class or Classes of Notes outstanding on that date.]

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Notes will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest applied in reduction of the Note Principal Amounts of the Offered Notes.

Prepayments on mortgage loans are commonly measured relative to a [       ] prepayment standard or model. The model used in this prospectus supplement for the Mortgage Loans is [       ], which represents [       ].

[       ] does not purport to be either a historical description of the prepayment experience of the  mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust.

The tables set forth on Annex B-2 to this prospectus supplement were prepared based on the following modeling assumptions:

[Detailed list of all modeling assumptions to be provided.]

The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth on Annex B-2 hereto, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity and Mortgage Rates of the Mortgage Loans could produce slower or faster principal payments than indicated in the tables at the various percentages of [       ] specified, even if the weighted average remaining terms to maturity and the weighted average Mortgage Rates of the Mortgage Loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the [    ] Notes to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of [       ].

Subject to the foregoing discussion and assumptions, the tables set forth on Annex B-2 hereto indicate the weighted average lives of the [    ] Notes and set forth the percentages of the initial Class Principal Amounts of the [    ] Notes that would be outstanding after each of the Payment Dates shown at various percentages of [       ].

The weighted average life of a [    ] Note is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the [    ] Note to the related Payment Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

Material Federal Income Tax Considerations

Tax Classification of the Trust and of the Notes

In the opinion of [McKee Nelson LLP] [Dechert LLP] [Heller Ehrman LLP], assuming compliance with the Agreements, for U.S. federal income tax purposes, the Notes will be classified as debt instruments. In addition, the Owner Trustee, on behalf of the Trust, will agree, and beneficial owners of the Notes will agree by their purchase of Notes, to treat the Notes as debt instruments for U.S. federal income tax purposes.

In the opinion of [McKee Nelson LLP] [Dechert LLP] [Heller Ehrman LLP], assuming compliance with the Agreements, for U.S. federal income tax purposes, the Trust will not be classified as an association taxable as a corporation, a publicly traded partnership or a taxable mortgage pool.

Tax Consequences to Holders of the Notes

Interest Income on the Notes.  The Notes may be treated as having been issued with OID. The beneficial owner of a note must include any OID with respect to such note in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives any cash currently attributable to such OID. See “Material Federal Tax Considerations—Taxation of Securities Treated as Debt Instruments—Election to Treat All Interest as OID” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount or bond premium, if any, will be a rate equal to [     ]% of CPR with respect to the Mortgage Loans. See “Yield, Prepayment and Weighted Average Life” above. No representation, however, is made as to the rate at which principal payments or recoveries on the mortgage loans actually will occur.

Possible Alternative Treatments of the Notes.  If, contrary to the opinion of [     ], the IRS successfully asserted that a class of notes did not represent debt instruments for U.S. federal income tax purposes, those notes might be treated as equity interests in the trust. If a class of notes represented equity in the trust, payments of interest on that class of notes to a foreign person generally would be subject to U.S. tax and withholding requirements.

State and Local Income Tax Considerations

In addition to the federal income tax consequences described under “Material Federal Income Tax Considerations” above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the offered securities. State and local  income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

Legal Investment Considerations

[The Offered Notes will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Offered Notes.]

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors are encouraged to consult their own legal advisors to determine whether and to what extent the Offered Notes may be purchased by them.  See “Legal Investment Considerations” in the Prospectus.

Use of Proceeds

The net proceeds from the sale of the Offered Notes will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Mortgage Loans [and the repayment of any financing][and the funding of the Pre-Funding Amount]. The Mortgage Loans will be acquired by the Depositor from the Seller in a privately negotiated transaction.

ERISA Considerations

A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code should carefully review with its legal advisors whether the purchase or holding of Notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See “ERISA Considerations” in the accompanying Prospectus.

Underwriting

Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter(s), the Depositor has agreed to sell to the Underwriter(s), and the Underwriter(s) [has/have] agreed to purchase from the Depositor, all of the Offered Notes [as expressed as a portion of the Class Principal Amount or Class Notional Amount, as applicable, as set forth below].

[The allocation among the Underwriter(s) to be provided.]

The distribution of the Offered Notes by the Underwriter(s) will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter(s) may effect the transactions by selling the Notes to or through dealers, and the dealers may receive from the Underwriter(s), for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter(s) and any dealers that participate with the Underwriter(s) in the distribution of the Notes may be deemed to be an Underwriter(s), and any discounts, commissions or concessions received by them, and any profit on the resale of the Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Act. The Underwriting Agreement provides that the Depositor will indemnify the Underwriter(s) against certain civil liabilities, including liabilities under the Act.

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[    ].

[         ] has entered into an agreement with the Depositor to purchase the Class [     ] Notes simultaneously with the purchase of the Offered Notes, subject to certain conditions.

Lehman Brothers Inc. is an affiliate of the Depositor, [the Seller,] [one of the Servicers] [and the Master Servicer].

Legal Matters

Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriter by [McKee Nelson LLP, Washington, D.C.] [Dechert LLP, New York, New York] [Heller Ehrman LLP, Seattle, Washington].

Ratings

It is a condition to the issuance of the Offered Notes that they have the applicable rating or ratings by [    ], [    ] and [    ] indicated under “Initial Note Ratings” in the table on page S-1.

The ratings of “AAA” and “Aaa” are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Offered Notes of payments in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Offered Notes. The ratings do not take into consideration any of the tax aspects associated with the Offered Notes. The ratings on the Offered Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Notes might suffer a lower than anticipated yield due to prepayments.

[The ratings do not address the likelihood that any Basis Risk Shortfall or Unpaid Basis Risk Shortfall will be paid to Noteholders.]

There will be no arrangements to have the ratings monitored while the Notes are outstanding.

The security ratings assigned to the Offered Notes should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Offered Notes by any rating agency other than those described above; there can be no assurance, however, as to whether any other rating agency will rate the Offered Notes or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Notes could be lower than the respective ratings assigned by the Rating Agencies described above.

Glossary of Defined Terms

80+ LTV Loans	First Lien Mortgage Loans having original Loan-to-Value Ratios in excess of 80%.
Accrual Period	For each class of [ ] and each Payment Date, the period beginning on [ ] and ending on [ ].
[Additional Mortgage Loans	Any additional Mortgage Loans to be added to the Trust during the Revolving Period, as described under “Acquisition by the Trust of Additional Mortgage Loans.”]
Adjustable Rate Mortgage Loans

Mortgage Loans for which the related mortgage note provides for adjustment of the applicable Mortgage Rate, as described under [“Description of the Mortgage Pool—Adjustable Rate Mortgage Loans” and “—The Indices.”]

Adjustment Date	With regard to the Adjustable Rate Mortgage Loans, each date on which the related Mortgage Rate is adjusted in accordance with the terms of the related mortgage note.
Administration Agreement	The administration agreement dated as of [ ], among [ ].
Advance

An advance of funds which [     ] is generally obligated to make with respect to delinquent payments of principal and interest on the Mortgage Loans (other than Balloon Payments), based on an interest rate adjusted to the related Mortgage Rate less the related Servicing Fee Rate.

Aggregate Overcollateralization Release Amount	[ ]
Applied Loss Amount

For any Payment Date, after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Collection Period and payments of principal on such Payment Date, the amount by which the [    ] exceeds [     ].

Balloon Loans

Any Mortgage Loan that provides for (1) equal monthly Scheduled Payments that will not reduce the Scheduled Principal Balance of the Mortgage Loan to zero at its maturity date and (2) a larger monthly payment due at its maturity date equal to the unpaid Scheduled Principal Balance of that Mortgage Loan, with interest thereon.

Balloon Payments	Final payments on Balloon Loans due on their maturity dates that are significantly larger than other monthly payments.
Basis Risk Payment

For any Payment Date, the sum of (1) any Basis Risk Shortfall for such Payment Date, (2) any Unpaid Basis Risk Shortfall for such Payment Date and (3) any Required Reserve Fund Amount (as specified in the Transfer and Servicing Agreement) for such Payment Date.

Basis Risk Reserve Fund	A reserve fund into which any amount of [ ] is deposited in order to pay Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls.
Basis Risk Shortfall

For each Payment Date and any class of [     ], the amount, if any, by which the amount calculated under the applicable Interest Rate formula exceeds the amount calculated under the applicable Net Funds Cap for such class.

BBA	The British Bankers’ Association.
Beneficial Owner	Any person acquiring an interest in a Book-Entry Note.
Book-Entry Notes	The Notes, other than any Definitive Note.
Business Day	Generally any day other than a Saturday or Sunday or a day on which banks in [ ] are closed.
Cap Contract	A limited recourse notional principal contract.
Carryforward Interest	For any class of [ ] and any Payment Date, the sum of [ ].
Certificate Account	The certificate account maintained by or on behalf of the Trust Administrator for the benefit of the Trust and the Residual Holder.
Class Principal Amount	For any class of [ ], the aggregate of the Note Principal Amounts of all notes of that class.
Clearstream Luxembourg	Clearstream Banking Luxembourg.
Clearstream Luxembourg Participants	Participating organizations that utilize the services of Clearstream Luxembourg.
Closing Date	[ ]
Code	The Internal Revenue Code of 1986, as amended.
Collection Account	The collection account maintained by the Master Servicer established in the name of the Indenture Trustee and for the benefit of the Securityholders.
Collection Period

For any Payment Date, the [      ] period beginning on the [      ] day of the [      ] month immediately preceding the month in which such Payment Date occurs and ending on the [      ] day of the month in which such Payment Date occurs.

Combined Loan-to-Value Ratio

For any Mortgage Loan at any date of determination, the ratio of the principal balance of such Mortgage Loan at the date of determination, plus the principal balance of each mortgage loan senior thereto based upon the most recent information available to the Seller, to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale, or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of such refinancing or modification.

Compensating Interest

For any applicable Payment Date and prepayments in full or in part, the amount required to be paid by [     ] in respect of any resulting Prepayment Interest Shortfalls up to an amount equal to the aggregate of the Servicing Fees received on the Mortgage Loans serviced by it.

Credit Scores

Statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower’s credit worthiness. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with origination of mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The Credit Scores set forth in the tables in Annex A were obtained at either the time of origination of the related Mortgage Loan or more recently. Neither the Depositor nor [any of] the Originator[s] makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

Current Interest	For any class of [ ] and any Payment Date, the aggregate amount of interest accrued at the applicable Interest Rate during the [ ].
Custodial Agreements	The custodial agreements, each between [ ] and [ ].
Custodians	On the Closing Date [ ], each in [its] capacity as a custodian, or any successor thereto.
Cut-off Date	[ ]
Cut-off Date Balance	The Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date.
Deferred Amount	For each Payment Date and for each class [ ], the amount by which [ ].
Definitive Note	A physical note representing any Note.
Deposit Date	The Business Day immediately preceding each Payment Date.
Designated Telerate Page

The Moneyline Telerate Service page 3750, or such other page as may replace page 3750, or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars.

Distressed Mortgage Loan	Any Mortgage Loan which becomes more than [90] days delinquent or for which [ ] has accepted a deed in lieu of foreclosure.
DTC	The Depository Trust Company.
ERISA	The Employee Retirement Income Security Act of 1974, as amended.
ERISA Restricted Offered Note	An Offered Note which does not have a rating of BBB- or above or Baa3 or above at the time of its acquisition by a Plan.
Euroclear	The Euroclear System.
Euroclear Participants	Participating organizations that utilize the services of Euroclear.
First Lien Mortgage Loans	Mortgage Loans secured by mortgages or deeds of trust or similar security instruments creating a first lien on the related Mortgaged Property.
Fixed Rate Mortgage Loans	Mortgage Loans for which the related mortgage note provides for a fixed Mortgage Rate for the entire amortization term of those Mortgage Loans.
Global Securities	The globally offered Notes.
Gross Margin	For Adjustable Rate Mortgage Loans, the interest rate margin specified in the related mortgage note.
Holder	The holder of any Note or Ownership Certificate.
Indenture	The indenture dated as of [ ], among [ ].
Indenture Default	The events of default under the Indenture as described under “The Trust Agreement, Indenture and Administration Agreement—Certain Matters under the Agreements” in this prospectus supplement.
Indenture Trustee	[ ], or any successor thereto.
Index	The index applicable to any Adjustable Rate Mortgage Loan, based on [Six-Month LIBOR] or [One-Year CMT].
Initial Cap

For any Adjustable Rate Mortgage Loan, a fixed percentage specified in the related mortgage note beyond which the related Mortgage Rate generally will not increase or decrease on the first Adjustment Date.

Insurance Proceeds

Any amounts paid by an insurer under a primary mortgage insurance policy, any standard hazard insurance policy, flood insurance policy or any other insurance policy relating to the Mortgage Loans or related Mortgaged Properties.

Interest Rate	[ ]
Interest Remittance Amount	For any Payment Date and any Mortgage Pool, an amount equal to [ ].
Interest-Only Mortgage Loans

Mortgage Loans that provide for payment of interest at the related Mortgage Rate, but no payment of principal, for the period specified in the related mortgage note following the origination of the related Mortgage Loan.

IRS	The Internal Revenue Service.
Issuing Entity	[ ]
LIBOR	The London Interbank Offered Rate.
LIBOR Business Day	Any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.
LIBOR Determination Date	The [ ] LIBOR Business Day preceding the commencement of each Accrual Period.
Liquidated Mortgage Loan

In general, a defaulted Mortgage Loan as to which [     ] has determined that all amounts that it expects to recover in respect of such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

Loan-to-Value Ratio

For any Mortgage Loan at any date of determination, the ratio of the principal balance of such Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.

Maturity Date	The Payment Date in [ ].
Maximum Interest Rate	[ ]
Maximum Rate	For any Mortgage Loan, the rate specified in the related mortgage note which the related Mortgage Rate will never exceed.
Minimum Rate	For any Mortgage Loan, the rate specified in the related mortgage note which the related Mortgage Rate will never be less than.
Monthly Excess Cashflow	For any Payment Date, [ ].
Monthly Excess Interest	Any remaining Interest Remittance Amounts from [ ].
Mortgage Loans	The [conventional, adjustable and fixed rate, fully amortizing and balloon, first and second lien residential mortgage loans] included in the Trust as of the Closing Date.
Mortgage Pool	[ ]
Mortgage Rate	For any Mortgage Loan, its applicable interest rate as determined in the related mortgage note as reduced by any application of the Relief Act.
Mortgaged Property	The real property securing a Mortgage Loan.
Net Funds Cap	For each Payment Date , an annual rate equal to [ ].
Net Liquidation Proceeds

All amounts, net of (1) unreimbursed expenses and (2) unreimbursed Advances and servicing advances, received and retained in connection with the liquidation of defaulted Mortgage Loans, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Noteholders by foreclosure or deed in lieu of foreclosure.

Net Prepayment Interest Shortfall	Any Prepayment Interest Shortfalls not funded by the Servicer.
Note Payment Account	A note payment account maintained by [ ] on behalf of the Noteholders.
Note Principal Amount

For any [     ] as of any Payment Date, its initial Note Principal Amount as of the Closing Date, as reduced by all amounts previously distributed on that Note in respect of principal prior to such Payment Date.

Noteholder	Any person acquiring a beneficial ownership interest in any Note.
Notes	The [ ].
Offered Notes	The [ ].
OID	Original issue discount.
One-Month LIBOR	The average of the interbank offered rates for one-month U.S. dollar deposits in the London market.
One-Year CMT

The weekly average yield on United States treasury security adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15(519) and most recently available as of the date 45 days before the related Adjustment Date.

Originators	The originators of the Mortgage Loans.
Optimal Interest Remittance Amount	For each Payment Date, the product of [ ].
Overcollateralization Amount	[ ]
Overcollateralization Deficiency	[ ]
Ownership Certificate	The single ownership certificate that evidences the equity ownership in the Trust.
Owner Trustee	[ ], or any successor thereto.
Participant	Participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.
Participation Interests

A participation interest in certain Mortgage Loans, established under a participation agreement. Each participation interest will represent an entitlement to interest and principal payments on a single Mortgage Loan.

Payment Date	[ ]
Periodic Cap

For any Adjustable Rate Mortgage Loan, the fixed percentage specified in the related mortgage note above and below which the related Mortgage Rate will not be adjusted on any Adjustment Date, except for the first Adjustment Date.

Plan	Any employee benefit plan or other retirement arrangement that is subject to ERISA or to Section 4975 of the Code.
Pool Balance	For any Mortgage Pool as of any date of determination, the aggregate of the Scheduled Principal Balances of the Mortgage Loans in such Mortgage Pool as of such date.
Prepayment Interest Excess	For any Mortgage Loan, any excess of any interest received on that Mortgage Loan over one month’s interest at the Net Mortgage Rate.
Prepayment Interest Shortfall

The amount by which one month’s interest at the Mortgage Rate (as reduced by the related Servicing Fee Rate) on a Mortgage Loan as to which a voluntary prepayment has been made in the month preceding the month in which such prepayment is paid to Noteholders exceeds the amount of interest actually received in connection with such prepayment.

Prepayment Period	For each Payment Date for a prepayment [in part or in full], the [calendar month] immediately preceding the month in which such Payment Date occurs.
Prepayment Premium	A prepayment premium payable by the borrower in connection with certain full or partial prepayments of principal on a Mortgage Loan.
Prepayment Premium Period

The period of time specified in the related mortgage note during which the related Mortgage Loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments of that Mortgage Loan.

[Principal Payment Amount	For any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the amount, if any, by which [ ].]
[Principal Payment Amount	For each Mortgage Pool for any Payment Date, an amount equal to [ ].]
Principal Remittance Amount	For each Mortgage Pool and for any Payment Date, an amount equal to [ ].
Priority Class or Classes	The Class or Classes of Notes at any time outstanding that has the highest priority of payment of interest.
PTCE 95-60	Prohibited Transaction Class Exemption 95-60.
PTE	A Prohibited Transaction Exemption granted by the U.S. Department of Labor.
Purchase Price	An amount equal to the sum of [ ].
Rating Agencies	Each of [ ].
Realized Loss	The excess of the outstanding principal balance of a Liquidated Mortgage Loan over the related Net Liquidation Proceeds, to the extent allocable to principal.
Relevant Depositary	[ ] as depositary for Clearstream Luxembourg, and [ ] as depositary for Euroclear, individually.
Relief Act	The Servicemembers Civil Relief Act and similar state or local laws.
Relief Act Reduction	Any reduction of the applicable Mortgage Rate by application of the Relief Act.
Residual Holder	The holder of the Ownership Certificate.
[Revolving Account	An account maintained by [ ] on behalf of the Trust for the purposes of acquiring Additional Mortgage Loans.]
[Revolving Period	The period from and including the Payment Date in [ ] and ending on the Payment Date in [ ].]
Sale Agreements	The transfer agreements pursuant to which [ ] purchased a Mortgage Loan directly from the Transferors.
Sale and Assignment Agreement	The mortgage loan sale and assignment agreement dated as of [ ], between the Seller and the Depositor.
Sale Date	The date on which a Mortgage Loan was purchased by the [ ] pursuant to the related Sale Agreement.
Scheduled Payment	The monthly scheduled payment of interest and principal specified in the related mortgage note for the Mortgage Loan.
Scheduled Principal Balance

For any Mortgage Loan as of any date of determination, an amount generally equal to its outstanding principal balance as of the Cut-off Date after giving effect to Scheduled Payments due on or before such date, whether or not received, as reduced by (1) the principal portion of all Scheduled Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period immediately preceding such date of determination. The Scheduled Principal Balance of a Liquidated Mortgage Loan will be equal to zero.

Second Lien Mortgage Loans	Mortgage Loans secured by mortgages or deeds of trust or similar security instruments creating a junior lien on the related Mortgaged Property.
Securities	Collectively, the Notes and the Ownership Certificate.
Securities Act	The Securities Act of 1933, as amended.
Securityholder	A holder of a Security.
Seller	[ ]
Servicer Remittance Date	The [ ] day of each month.
Servicer	On the Closing Date, [ ] and any other Servicer servicing the Mortgage Loans.
Servicing Account	A custodial account maintained by each Servicer established in the name of [ ] and for the benefit of the Noteholders.
Servicing Agreement	The servicing agreement, between the Seller and the Servicer.
Servicing Fee

For each Mortgage Loan, a monthly fee paid to each Servicer out of interest collections received from the related Mortgage Loan calculated at the Servicing Fee Rate on the outstanding principal balance of each Mortgage Loan.

Servicing Fee Rate	[ ]
Six-Month LIBOR	The average of the interbank offered rates for six-month U.S. dollar deposits in the London market, calculated as provided in the related mortgage note.
Six-Month LIBOR Mortgage Loans	Adjustable Rate Mortgage Loans providing for semi-annual adjustment of the related Mortgage Rate based on Six-Month LIBOR.
SMMEA	The Secondary Mortgage Market Enhancement Act of 1984, as amended.
Stepdown Date	The earlier of (x) [ ] or (y) [ ].
Subsequent Recovery	Any amount recovered with respect to a Liquidated Mortgage Loan for which a Realized Loss has been incurred after liquidation and disposition of such Mortgage Loan.
Substitution Amount

Generally equal to the amount, if any, by which the Scheduled Principal Balance of a Mortgage Loan required to be removed from a Mortgage Pool due to a breach of a representation or warranty or defective documentation exceeds the principal balance of the related substitute Mortgage Loan, plus unpaid interest accrued thereon, any unpaid Advances or servicing advances, unpaid Servicing Fees (and related interest) and the costs and damages incurred by the Trust in respect of such removed Mortgage Loan as a result of violations of any applicable federal, state or local predatory or abusive lending law with respect to such Mortgage Loan.

Target Amount	For any Payment Date, an amount equal to [ ].
Tax Counsel	[ ]
Transfer and Servicing Agreement	The transfer and servicing agreement dated as of [ ], among [ ].
Transferors	The various entities from which the [ ] purchased Mortgage Loans pursuant to the Sale Agreements.
Transferred Mortgage Loans	The Mortgage Loans purchased by [ ] from various Transferors under the Sale Agreements.
Trust	The trust created pursuant to the Trust Agreement.
Trust Accounts	The Note Payment Account, the Servicing Accounts, the Basis Risk Reserve Fund, the Collection Account, [the Trust Administration Account] and [ ].
[Trust Administration Account]	[The trust adminstration account maintained by the Trust Administrator for the benefit of the Noteholders.]
Trust Agreement	The trust agreement dated as of [ ], among [ ].
Trust Estate	The Mortgage Loans and the other assets of the Trust and proceeds therefrom.
Underwriter	[ ]
Underwriting Agreement	Collectively, the underwriting agreement and the terms agreement between the Depositor and the Underwriter.
Underwriting Guidelines	The underwriting guidelines established by the Originator, in accordance with which the Mortgage Loans have been originated or acquired by the Originator.
Unpaid Basis Risk Shortfall

For any class of [     ] on any Payment Date, the aggregate of all Basis Risk Shortfalls for such class remaining unpaid from all previous Payment Dates, together with interest thereon at the applicable Interest Rate, computed without regard to the applicable Net Funds Cap, but limited to a rate no greater than the applicable Maximum Interest Rate.

[The following Annexes are incorporated by reference
into this prospectus supplement.]

 Annex A:
Certain Characteristics of the Mortgage Loans

The following tables set forth certain information as of the Cut-off Date, for the Mortgage Loans, in each case having the stated characteristics shown in the tables in each range. As used in these tables, the “non-zero weighted average” of any characteristic of the Mortgage Loans will not include in such weighted average those Mortgage Loans which do not have that characteristic (or for which that characteristic cannot be determined). (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

Property Types

Property Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Cut-Off Date Scheduled Principal Balances

Range of Scheduled Principal Balances ($)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The average Scheduled Principal Balance is approximately $[           ].

Mortgage Rates

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The weighted average Mortgage Rate is approximately [    ]%.

Type of Mortgage Rates

Type of Mortgage Rates	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%
Fixed
Adjustable (Six Month LIBOR)
Adjustable (One Year CMT)

Total			$100.00%

The weighted average Mortgage Rate is approximately [    ]%.

Original Terms to Maturity

Range of Maturities (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$

Total			$100.00%

The weighted average original term to maturity is approximately [     ] months.

Remaining Terms to Maturity

Range of Maturities (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The weighted average remaining term to maturity is approximately [   ] months.

Loan Purposes

Loan Purposes	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Original Loan-to-Value Ratios

Range of Original Loan-to- Value Ratios* (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The weighted average original Loan-to-Value Ratio is approximately [     ]%.

Geographic Distribution

State	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Loan Documentation

Loan Documentation	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Occupancy Status

Occupancy Status	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Prepayment Premium Period (Years)

Prepayment Premium Period (Years)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

 Annex B-1:
Assumed Mortgage Loan Characteristics

 Annex B-2:
Principal Amount Decrement Tables

Percentage of Initial Class Note Principal Amount of the Offered Notes
Outstanding at the Following Percentages of [   ]

	Class [ ] Notes
Payment Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%

Weighted Average Life in Years

__________

* Indicates a value between 0.0% and 0.5%.

 Annex [C]:
Available Combinations for Exchange

Original Notes				Exchangeable Notes
Mortgage Pool	Original Class	Original Balance(1)	CUSIP Number	Exchange Class	Maximum Original Class Principal Balance	Interest Type	Principal Type(2)	Summary Interest Rate Formula	CUSIP Number	Final Payment Date
Combination 1
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Combination 2
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

$[                ]

(Approximate)

Structured Asset Securities Corporation [     ]

Mortgage Backed Notes

Structured Asset Securities Corporation

[Depositor]

[                               ]

[Sponsor and Seller]

[                               ]

[Servicer/Master Servicer]

_______________

PROSPECTUS SUPPLEMENT

[                ]

_______________

[Underwriters]

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, [                      ], 20[   ]

PROSPECTUS SUPPLEMENT

(To Prospectus dated [               ])

$[              ] (Approximate)

SASCO HELOC TRUST [     ]

Home Equity Loan Backed Notes

[                        ]

[                        ]

Sponsor and Seller

    Issuing Entity

[                        ]

Structured Asset Securities Corporation

[Servicer/Master Servicer]

Depositor

______________________________

Consider carefully the risk factors beginning on page S-[   ] of this prospectus supplement and on page [   ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary beginning on page S-[   ] in this prospectus supplement and the index of principal terms on page [   ] in the prospectus.

The notes will represent obligations of the issuing entity only and will not represent obligations of the sponsor, the depositor or any of their affiliates or any other party.

This prospectus supplement may be used to offer and sell the notes offered hereby only if accompanied by the prospectus.

The issuing entity will issue notes including the following classes offered hereby:

0

●   [      ] classes of senior notes

1

●   [      ] classes of subordinate notes

The classes of notes offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, in the table under “The Offered Notes” on page S-[   ] of this prospectus supplement.  This prospectus supplement and the accompanying prospectus relate only to the offering of the notes listed in the table on page S-[   ] and not to the other classes of notes that will be issued by the issuing entity as described in this prospectus supplement.

Payments on the offered notes will be payable [       ], as described in this prospectus supplement.  The first expected payment date will be [        ].  Credit enhancement for the offered notes includes [describe any credit enhancement].  [Amounts payable under [describe any derivative agreements] provided by [    ] will be applied to [describe purpose of derivative agreement(s)].] [The Class [   ] Notes will be exchangeable for certain other classes of notes, as described in this prospectus supplement.] [The notes are subject to a mandatory auction call on [    ] as described under “Description of the Notes—Mandatory Auction Call of the Notes.”]

[Describe assets of the issuing entity.][After the closing date of this transaction, but before [     ], the issuing entity may acquire additionalmortgage assets for inclusion in the mortgage pool as described at “Description of the Mortgage Pool—Conveyance of Subsequent Mortgage Assets” in this prospectus supplement.]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

[Describe underwriting arrangements.]

On or about [         ], delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of [    ].

[Underwriters]

The date of this prospectus supplement is [             ]

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

The information presented in this prospectus supplement is intended to enhance the general terms of the accompanying prospectus.  You should rely on the information in this prospectus supplement for the specific terms of the notes and the offering.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with any other information.

We are not offering the notes in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

_____________________

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

_____________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.


The Offered Notes

S-1

Summary of Terms

S-6

Risk Factors

S-16

Glossary

S-31

Description of the Notes

S-31

General

S-31

Book-Entry Registration

S-32

[Exchangeable Notes

S-33

Payments of Interest

S-34

[Determination of LIBOR

S-37

Payments of Principal

S-37

Credit Enhancement

S-37

Optional Purchase of the HELOCs

S-39

[Mandatory Auction Call of the Notes

S-40

Fees and Expenses of the Trust

S-41

Description of the Mortgage Pool

S-42

General

S-42

HELOC Terms

S-43

[Adjustable Rate HELOCs

S-45

[Participation Interests in Mortgage Assets

S-46

The HELOCs

S-46

[Conveyance of Subsequent Mortgage Assets

S-47

[Acquisition by the Trust of Additional Mortgage Assets

S-48

Static Pool Information

S-50

Legal Proceedings

S-50

Affiliations

S-50

Additional Information

S-51

Underwriting Guidelines

S-51

[Originator Name]

S-51

[    ] Underwriting Guidelines

S-52

General Underwriting Guidelines

S-52

[The Master Servicer]

S-52

The Servicer

S-52

General

S-52

[Servicer Name]

S-52

Administration of the Trust

S-53

Servicing and Administrative Responsibilities

S-53

Trust Accounts

S-56

Example of Payments

S-57

HELOC Servicing

S-58

General

S-58

Servicing Accounts and the Collection Account

S-59

Servicing Compensation and Payment of Expenses

S-60

Waiver or Modification of HELOC Terms

S-60

Prepayment Interest Shortfalls

S-60

Advances

S-60

Collection of Taxes, Assessments and Similar Items

S-61

Insurance Coverage

S-61

Evidence as to Compliance

S-61

[Master Servicer Default;] Servicer Default

S-62

Amendment of the Servicing Agreement

S-62

Custody of the Mortgage Files

S-62

[Optional Purchase of Defaulted HELOCs

S-63

[Special Servicer for Distressed HELOCs

S-63

[Pledge of Servicing Rights

S-63

The Trust Agreement, Indenture and Administration Agreement

S-63

General

S-63

The Issuing Entity

S-64

The Owner Trustee

S-64

The Ownership Certificate

S-64

Certain Matters under the Agreements

S-65

Administration

S-69

Amendment

S-69

Servicing

S-70

The Sale and Assignment Agreement and the Transfer and Servicing Agreement

S-70

General

S-70

Assignment of HELOCs

S-70

Representations and Warranties

S-70

Amendment

S-74

Voting Rights

S-74

General

S-74

[Subordination of the Class [      ] Notes

S-77

Weighted Average Life

S-77

Material Federal Income Tax Considerations

S-78

Tax Classification of the Trust and of the Notes

S-78

Tax Consequences to Holders of the Notes

S-78

State and Local Income Tax Considerations

S-79

Legal Investment Considerations

S-79

Use of Proceeds

S-79

ERISA Considerations

S-80

Underwriting

S-80

Legal Matters

S-80

Ratings

S-81

Glossary of Defined Terms

S-82

Annex A:  Certain Characteristics of the HELOCs

S-A-1

Annex B-1:  Assumed HELOC Characteristics

S-B-1-1

Annex B-2:  Principal Amount Decrement Tables

S-B-2-1

Annex [C]:  Available Combinations for Exchange

S-C-1


The Offered Notes

The notes consist of the [class(es)] of notes listed in the tables below[, together with the Class [       ] Notes].  Only the classes of notes listed in the tables below are offered by this prospectus supplement.

Class	[Related Mortgage Pool(s)]	Class Principal or Notional Amount(1)	Initial Interest Rate(2)	Summary Interest Rate Formula (until Initial Optional Termination Date)(3)	Summary Interest Rate Formula (after Initial Optional Termination Date)(3)	Principal Type	Interest Type	Initial Note Ratings
								[Name of Rating Agency]	[Name of Rating Agency]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Description of Interest Rate]	[Insert Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Description of Interest Rate]	[Insert Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Description of Interest Rate]	[Insert Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]

(1)

These balances are approximate, as described in this prospectus supplement.

(2)

Reflects the interest rate as of the closing date.

(3)

Reflects the summary interest rate formula [to be described as applicable].

The offered notes will also have the following characteristics:

Class	Record Date	Delay / Accrual Period	Interest Accrual Convention	Final Scheduled Payment Date	Expected Final Scheduled Payment Date	Minimum Denominations	Incremental Denominations	CUSIP Number
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Summary of Terms

•

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the notes, you should carefully read this entire prospectus supplement and the accompanying prospectus.

•

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•

Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included in this prospectus supplement.

•

[Whenever we refer to a percentage of some or all of the home equity lines of credit in the trust [or in any pool], that percentage has been calculated on the basis of the total scheduled principal balance of those home equity lines of credit as of [        ], unless we specify otherwise.  We explain in this prospectus supplement under “Description of the Notes—Payments of Principal” how the scheduled principal balance of a home equity line of credit is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any home equity lines of credit, we mean the total of their scheduled principal balances determined by that method, unless we specify otherwise.]

Parties

Sponsor and Seller

[       ] will sell the home equity lines of credit to the depositor.

Depositor

Structured Asset Securities Corporation, a Delaware special purpose corporation, will sell the home equity lines of credit to the issuing entity. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 526-7000.

Issuing Entity

[       ].

Indenture Trustee

[       ].

Owner Trustee

[       ].

[Trust Administrator

[       ] will be responsible for preparing monthly payment statements and certain tax information for investors and certain tax filings for the trust.]

[Master Servicer

[       ] will oversee the servicing of the home equity lines of credit by the servicers.]

Primary Servicer[s]

On the closing date, [       ] will service approximately [       ]% of the home equity lines of credit.

 [Credit Risk Manager

[       ] will monitor and advise the servicers with respect to default management of the home equity lines of credit and also prepare certain loan-level reports for the trust which will be available for review by noteholders.]

Originator[s]

[       ] and [various other banks, savings and loans and other mortgage lending institutions] originated the home equity lines of credit to be included in the trust.

[Note Insurer

[   ] will provide a note guaranty insurance policy for [    ] Notes.

 [[Swap] [Cap] Counterparty

[       ].]

[Auction Administrator

[       ].]

[Affiliations

[If the sponsor, depositor or issuing entity is an affiliate of any servicer, indenture trustee, owner trustee, originator or any other transaction party, disclose such here. Also, disclose any other affiliations among transaction parties.]]

The Notes

The notes offered by this prospectus supplement will be issued with the initial approximate characteristics set forth under “The Offered Notes” in the table on page S-[   ].

[The offered notes will be issued in book-entry form.  The minimum denominations and the incremental denominations of each class of offered notes are set forth in the table on page S-[   ].]

The notes represent obligations of the trust and will be secured by collateral consisting primarily of [describe assets of the trust] having a total principal balance as of the cut-off date, which is [       ], of approximately $[       ].

The trust will also issue an ownership certificate which will not be entitled to monthly payments of principal and interest, but rather solely to any excess cashflow remaining after all payments on the notes and certain other fees and expenses of the trust have been made on the related payment date.

[The home equity lines of credit to be included in the trust will be divided into [       ] mortgage pools: [name pools].  [Describe pool assets].

[Payments of principal and interest on the Class [       ] Notes will be based primarily on collections from the pool [    ] home equity lines of credit.  Payments of principal and interest on the Class [       ] Notes will be based primarily on collections from the pool [    ] home equity lines of credit. Payments of principal and interest on the Class [       ] Notes will be based on collections from [both / all] mortgage pools as described herein.]

The rights of holders of the Class [       ] Notes to receive payments of principal and interest will be subordinate to the rights of the holders of notes having a senior priority of payment, as described in this Summary of Terms under “—Enhancement of Likelihood of Payment on the Notes—Subordination of Payments” below.  We refer to the Class [       ] Notes collectively as “subordinate” notes.  We refer to the Class [       ] Notes collectively as “senior” notes.

[The Class [     ] and Class [     ] Notes are exchangeable for certain other classes of senior notes in the combinations identified on Annex [   ] to this prospectus supplement.]

[The Class [    ] Notes will be entitled to receive any monthly excess cashflow remaining after required payments are made to the offered notes.]

[The Class [       ] Notes and the ownership certificate are not offered by this prospectus supplement.]

The offered notes will have an approximate total initial principal amount of $[       ]. Any difference between the total principal amount of the offered notes on the date they are issued and the approximate total principal amount of the offered notes as reflected in this prospectus supplement will not exceed 5%.

Payments on the Notes

Principal and interest on each class of the notes will be payable on the [25th] day of each month, beginning in [          ].  However, if the [25th] day is not a business day, payments will be made on the [next] business day after the [25th] day of the month.

Interest Payments

Amounts Available for Interest Payments

Interest will accrue on each class of offered notes at the applicable annual rates described below:

•

Class [       ] Notes: [describe interest rate and any applicable caps or limitations].

[If the option to purchase the home equity lines of credit is not exercised by the [servicer/master servicer] on the initial optional termination date as described under “—The HELOCs—Optional Purchase of the HELOCs” below, then with respect to the next payment date and each payment date thereafter, the applicable annual rate [describe any changes in the interest rate].

See “—The HELOCs—Optional Purchase of the HELOCs” below.

[You will receive from each pool of home equity lines of credit only the payments of interest that the component parts of your class of notes that relate to that mortgage pool are entitled to receive.  As described in this prospectus supplement, you may receive less than you are entitled to from any particular pool of home equity lines of credit if those home equity lines of credit do not generate enough interest in any particular month to pay interest due.]

[The Class [   ] Notes are principal-only notes and will not be entitled to payments of interest.]

See “Description of the Notes—Payments of Interest” in this prospectus supplement.

Priority of Interest Payments

In general, on each payment date, the interest remittance amount, which is the amount of interest collected from the home equity lines of credit during the collection period related to the payment date minus the amount of any [servicing fees][other fees], will be paid in the following order of priority:

first, [to the Class [   ] Notes, the amount of [   ]];

second, [to the Class [   ] Notes, the amount of [   ]]; and

[   ], [any remaining interest after payments as described above will be paid to the notes as [excess interest]].

[The Interest Rate Swap Agreement/Cap Agreement

[   ] will enter into an [interest rate swap agreement/cap agreement] with [       ], as [swap/cap] counterparty. Under the [interest rate swap agreement/cap agreement], [describe swap agreement].

See [   ] in this prospectus supplement.]

[A graphic illustration of interest payment priority to be provided to the extent such illustration enhances the disclosure of the interest payment priority.]

Principal Payments

Amounts Available for Principal Payments

The amount of principal payable on the [   ] notes will be determined by (1) formulas that allocate portions of principal payments received on the mortgages loans between [mortgage pools] [different note classes], (2) funds received on the home equity lines of credit that are available to make payments on the notes and (3) [the application of excess interest from each mortgage pool to pay principal on the notes].

Priority of Principal Payments

In general, on each payment date, the principal remittance amount, which is the amount of principal collected from the home equity lines of credit during the collection period related to the payment date, including prepayments, liquidation proceeds and amounts from home equity lines of credit repurchased from the trust, minus the amount of any [expenses of the indenture trustee][other expenses], will be paid in the following order of priority:

first, [to the Class [   ] Notes, the amount of [   ]];

second, [to the Class [   ] Notes, the amount of [   ]]; and

[   ], [any remaining principal after payments as described above will be paid to the notes as [excess cashflow]].

[A graphic illustration of principal payment priority to be provided to the extent such illustration enhances the disclosure of the principal payment priority.]

Trigger Events

The manner of allocating payments of principal on the home equity lines of credit will differ, as described above, depending upon the occurrence of several different events or triggers:

•

[describe any applicable events or triggers];

See “Description of the Notes — Payments of Principal” and “Glossary of Defined Terms” in this prospectus supplement.

Limited Recourse

The only source of cash available to make interest and principal payments on the notes will be the assets of the trust pledged to secure the notes.  The trust will have no other source of cash other than collections and recoveries of the home equity lines of credit through insurance or otherwise [if applicable, describe any cap or derivatives providing support] [if applicable, describe any pool or note guaranty insurance policy].  No other entity will be required or expected to make any payments on the notes [other than [   ] with respect to the guaranty insurance policy].

Exchangeable Notes

On each payment date when exchangeable notes are outstanding, principal distributions from the applicable related notes are allocated to the related exchangeable notes that are entitled to principal.  The payment characteristics of the classes of exchangeable notes will reflect the payment characteristics of their related classes of regular notes. Annex [   ] shows the characteristics of the exchangeable notes and the combinations of notes and exchangeable notes.

See “Description of the Notes—Exchangeable Notes—Procedures" in this prospectus supplement and "Description of the Securities—Exchangeable Securities" in the prospectus for a description of exchangeable notes and exchange procedures and fees.

Enhancement of Likelihood of Payment on the Notes

The payment structure of this securitization includes [forms of credit enhancement to be described as applicable].  [The [   ] notes will [be insured by a] [not be insured by any] financial guaranty insurance policy.]  [Name of financial guaranty insurance policy to be provided if applicable.]

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Credit Enhancement” in this prospectus supplement for a detailed description of the forms of credit enhancement available to the notes.

[Subordination of Payments

Notes with an “A” in their class designation will have a payment priority as a group over other notes.  Class [   ] notes will have a payment priority over class [   ] notes, and class [   ] notes will have a payment priority over class [   ] notes.

These payment priorities are intended to increase the likelihood that the holders of class [  ] notes and, to a lesser extent, the holders of class [  ] notes, will receive regular payments of interest and principal.

See “Description of the Notes—Credit Enhancement—Subordination” in this prospectus supplement.]

[Allocation of Losses

As described in this prospectus supplement, amounts representing losses on the home equity lines of credit (to the extent that those losses exceed excess interest and any overcollateralization, as described in this prospectus supplement) will be applied to reduce the principal amount of the [    ] class of notes still outstanding that has the lowest payment priority, until the principal amount of that class of notes has been reduced to zero.  For example, losses in excess of overcollateralization and excess interest will first be allocated in reduction of the principal amount of the Class [    ] Notes until it is reduced to zero, then in reduction of the principal amount of the Class [    ] Notes until it is reduced to zero.  If a loss has been allocated to reduce the principal amount of a [   ] note, it is unlikely that investors will receive any payment in respect of that reduction [except in the case of those notes covered by the guaranty insurance policy as described below].

[A graphic illustration of allocation of losses to be provided to the extent such illustration enhances the disclosure of the allocation of losses.]

See “Description of the Notes—Credit Enhancement—Application of Realized Losses” in this prospectus supplement.]

[Excess Interest

The home equity lines of credit bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the [    ] notes and [   ].  This “excess interest” received from the home equity lines of credit each month will be available to absorb realized losses on the home equity lines of credit and to maintain the required level of overcollateralization.

In general, on each payment date, any excess interest will be paid in the following order of priority:

first, [to the Class [   ] Notes, the amount of [   ]];

second, [to the Class [   ] Notes, the amount of [   ]]; and

[   ], [any remaining excess interest after payments as described above will be paid to the holder of the ownership certificate.

[A graphic illustration of any excess interest distribution to be provided to the extent such illustration enhances the disclosure of the application of excess interest.]

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Credit Enhancement—Excess Interest” in this prospectus supplement.]

[Overcollateralization

On the closing date, the total principal balance of the home equity lines of credit in the trust is expected to exceed the total principal amount of the notes by approximately $[    ], which represents approximately [    ]% of the total principal balance of the home equity lines of credit in the trust as of [    ].  This condition is referred to in this prospectus supplement as “overcollateralization.”  Thereafter, to the extent described in this prospectus supplement, a portion of excess interest may be applied to pay principal on the notes to the extent needed to maintain the required level of overcollateralization.  We cannot, however, assure you that sufficient interest will be generated by the home equity lines of credit to maintain any level of overcollateralization.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Credit Enhancement—Overcollateralization” in this prospectus supplement.]

[Limited Cross-Collateralization

Under certain limited circumstances, principal payments on the home equity lines of credit in [a pool] may be paid as principal to holders of the [   ] notes corresponding to [another pool or pools].

If the [   ] notes relating to one pool have been retired, then principal payments on the home equity lines of credit relating to the retired [   ] notes will be paid to the remaining [   ] notes of the other [pool or pools], if any, before being paid to the [   ] notes.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Payments of Principal” in this prospectus supplement.]

[Interest Rate Swap Agreement

Any net swap payment received under the [interest rate swap agreement] will be applied to pay interest shortfalls, maintain overcollateralization and cover losses, as described in this prospectus supplement.

See “Description of the Notes— Payments of Interest—Interest Rate Swap Agreement” in this prospectus supplement.]

[[Note] [Pool] Insurance Policy

The [   ] [note][pool] guaranty insurance policy will guarantee certain interest and principal payments to holders of [   ] Notes under the instances described in this prospectus supplement.  [No other classes of notes will benefit from the note guaranty insurance policy.]

For information about [   ] and for a more detailed discussion of the [   ] guaranty insurance policy, see “The [Note] [Pool] Insurance Policy” in this prospectus supplement.

Fees and Expenses

Before payments are made on the notes, the servicer will be paid a monthly fee calculated either as [    ]% annually.

The owner trustee will be paid [   ].  The indenture trustee will be paid [   ]%.  The trust administrator will be paid [   ]%.

[describe other fees to be paid to any indenture trustee, owner trustee, master servicer, trust administrator and credit risk manager, as applicable].

In each case, the fees described above will be paid to the related party from amounts received on the home equity lines of credit, before payments of any amounts to noteholders. The [servicer’s] fees will be paid prior to the payment of other fees. [The other parties will be paid their fees simultaneously on a proportionate basis.]

Expenses of the servicer [, the custodians, the master servicer, the owner trustee and the trust administrator] will be reimbursed before payments are made on the notes.  Expenses of the indenture trustee will be reimbursed up to $[    ] annually before payments of interest and principal are made on the notes; any additional unpaid expenses above $[    ] in any year will be paid to the indenture trustee to the extent of any remaining interest remittance amount after all payments of interest on the notes.

See “Fees and Expenses of the Trust” in this prospectus supplement.

Final Scheduled Payment Date

The final scheduled payment date for the offered notes will be the applicable payment date specified in the table on page S-[   ].  The final scheduled payment date for the [      ] notes is based upon [      ].  The actual final payment date for each class of offered notes may be earlier or later, and could be substantially earlier, than the applicable final scheduled payment date.

The HELOCs

On the closing date, which is expected to be on or about [     ], the assets of the trust will consist primarily of [    pool(s) of] home equity lines of credit secured by [first and second lien mortgages or deeds of trust on residential properties].

[The home equity lines of credit held by the trust will not be insured or guaranteed by any government agency.]

The depositor expects that the home equity lines of credit will have the following characteristics as of the cut-off date:

[Aggregate] [Pool __ ] HELOC Summary

	Range or Total	Weighted Average	Total Percentage(1)

Number of HELOCs
[Number of Fixed Rate HELOCs]
[Number of Adjustable Rate HELOCs]
Total Outstanding Principal Balances
Credit Limits
Credit Limit Utilization Rates
Mortgage Rates
Original Draw Period (in months)
Remaining Draw Period (in months)
Original Terms to Maturity (in months)
Remaining Terms to Maturity (in months)
Original Combined Loan-to-Value Ratios
Number of Second Lien HELOCs
Geographic Distribution in Excess of 10.00% of the Total Scheduled Principal Balance:
Number of HELOCs in [ ]
Number of HELOCs in the Maximum Single Zip Code Concentration
Credit Scores
Gross Margins(2)
Maximum Mortgage Rates(2)
Minimum Mortgage Rates(2)
Months to Next Mortgage Rate Adjustment(2)
Initial Caps(2)
Periodic Caps(2)

(1)

Percentages calculated based on the total principal balance of the home equity lines of credit.

(2)

The weighted average is based only on the adjustable rate home equity lines of credit. in [   ] pool[s].

[In addition, approximately [   ] mortgage assets, with a total principal balance as of the cut-off date of approximately $[         ], which represents approximately [    ]% of the mortgage assets, are represented by participation interests in mortgage assets.  The depositor expects that the participation interests will have the following characteristics as of the cut-off date:  [         ].]

[The home equity lines of credit were generally originated or acquired in accordance with underwriting guidelines that are [less strict than][in accordance with] Fannie Mae and Freddie Mac guidelines. [As a result, the home equity lines of credit are likely to experience higher rates of delinquency, foreclosure and bankruptcy than home equity lines of credit underwritten in accordance with higher standards.]]

[The home equity lines of credit held by the trust will not be insured or guaranteed by any government agency.]

[None of the home equity lines of credit in the trust will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.]

Servicing of the HELOCs

[The home equity lines of credit will be master serviced by [       ].  The master servicer will oversee the servicing of the home equity lines of credit by the servicer[s].]  Primary servicing may subsequently be transferred to servicers other than the initial servicer[s], in accordance with the transfer and servicing agreement and the servicing agreement, as described in this prospectus supplement.

[[    ] will retain certain rights relating to the servicing of the home equity lines of credit, including the right to terminate and replace any servicer, at any time, without cause, in accordance with the terms of the applicable servicing agreement, which, among other things, generally requires payment of a termination fee.]

See “The Master Servicer,” “The Servicer” and “HELOC Servicing” in this prospectus supplement.

[The Pre-Funding Arrangement

On the closing date, approximately $[         ], which represents [         ]% of the mortgage pool assets, will be deposited by [        ] in a pre-funding account maintained by [          ].  It is intended that additional subsequent mortgage assets will be sold to the trust by the depositor from time to time, from [       ] until [       ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional mortgage assets if applicable.]]

[See “Description of the Mortgage Pool—Conveyance of Subsequent Mortgage Assets” in this prospectus supplement.]

[The Revolving Period

On each payment date during the revolving period (i.e. from the closing date until [    ]), the depositor may direct the indenture trustee on behalf of the trust to purchase from the depositor for inclusion in the trust additional mortgage assets, up to an aggregate maximum purchase price of $[    ], which represents approximately [    ]% of the total principal balance of the mortgage pool[s] as of the cut-off date.  If the depositor so directs, the [indenture trustee] [trust administrator] will deposit all or a portion of the amount of [interest] [principal] payable on the home equity lines of credit [from each pool] that would otherwise be made to noteholders into a separate revolving account established for the [related] pool, and will apply deposits in the revolving account to fund the purchase of those additional mortgage assets [to be included in that pool], provided certain other conditions are satisfied at the time of purchase.  Funds on deposit in the revolving account may only be applied to acquire additional mortgage assets for the [related] pool.  The additional mortgage assets will have the same general characteristics as the [related] pool described in this prospectus supplement.

[See “Description of the Mortgage Pool—Acquisition by the Trust of Additional Mortgage Assets” in this prospectus supplement.]

Optional Purchase of the HELOCs

[               ], [with the prior written consent of [     ], which consent may not be unreasonably withheld,] may purchase the home equity lines of credit and the other assets of the trust on or after the initial optional termination date, which is the payment date following the month in which the total principal balance of the home equity lines of credit [(determined in the aggregate rather than by pool)] declines to less than [   ]% of the initial total principal balance of the home equity lines of credit as of the cut-off date.  If [            ] does not exercise that option, [           ]  may purchase the home equity lines of credit.

[If the home equity lines of credit in any pool and the other assets of the pool are purchased, the noteholders of the related classes of notes will be paid [   ].]

[If the option to purchase the home equity lines of credit is not exercised on the initial optional termination date, then, beginning with the next payment date and thereafter, the interest rates on the offered notes will be increased as described in the table on page S-[  ].]

See “Description of the Notes—Optional Purchase of HELOCs” in this prospectus supplement for a description of the purchase price to be paid for the home equity lines of credit upon an optional purchase.  [See “Summary of Terms—The Notes—Payments on the Notes—Interest Payments” in this prospectus supplement for a description of the increased interest rates to be paid on the notes after the initial optional termination date.]

Mandatory Auction Call of the Notes

On [               ], [       ] will act as auction administrator and will solicit bids for purchase of the notes in the secondary market from dealers and institutional investors.  If bids are received for the entire amount of the notes subject to the mandatory auction, then the auction will have been successful and the notes will be sold to the highest bidders.  The mandatory auction will close if sufficient bids are received covering all of the notes that are subject to the mandatory auction, and if the market value swap agreement covers any shortfall from par.  If these conditions are not met, then the auction will have failed and the original investors will retain their notes.  If these conditions are met, then the auction will close, and the original investors will be obligated to tender their notes and will receive the required par purchase price.

See “Description of the Notes—Mandatory Auction Call of the Notes” in this prospectus supplement for a description of the terms of a mandatory auction.]

[Financing

An affiliate of Lehman Brothers Inc. has provided financing for certain of the home equity lines of credit. A portion of the proceeds of the sale of the notes will be used to repay the financing.]

Tax Status

[To be described as applicable.]

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations

[To be provided as applicable.]

ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans.  Because of the complexity of regulations that govern these plans, you are encouraged to consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any notes.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The notes will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

There are other restrictions on the ability of certain types of investors to purchase the notes that prospective investors should also consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Notes

The notes offered by this prospectus supplement will initially have the ratings from [       ] set forth in the table on page S-[  ].

See “Ratings” in this prospectus supplement for a more complete discussion of the note ratings and “Risk Factors—Ratings on the Securities are Dependent on Assessments by the Rating Agencies” in the prospectus.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered notes.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

[Risks Related to Higher Expected Delinquencies of the HELOCs]

[The home equity lines of credit, in general, were originated according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines, so the home equity lines of credit are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by home equity lines of credit underwritten in accordance with higher standards. In particular, a significant portion of the home equity lines of credit in the trust fund were classified in relatively low (i.e., relatively higher risk) credit categories.

Changes in the values of mortgaged properties related to the home equity lines of credit may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the home equity lines of credit in the trust fund than on home equity lines of credit originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related home equity lines of credit.

See “Description of the HELOCs—General” in this prospectus supplement for a description of the characteristics of the home equity lines of credit and “The Originators and the Underwriting Guidelines” for a general description of the underwriting guidelines applied in originating the home equity lines of credit.

See also “Risk Factors—Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” in the prospectus for a discussion of the risks relating to “subprime,” “non-prime” and “non-conforming” mortgage loans.]

Cash Flow Limited in Early Years of HELOCs

During the first [ ]-year draw down period under the credit line agreements for the home equity loans, borrowers are not required to make monthly payments of principal. As a result, collections on the home equity lines of credit may vary. With respect to some of the home equity lines of credit, during the second [ ]-year draw down period, no monthly payments of principal are required. Collections on the home equity lines of credit may also vary due to seasonal purchasing and payment habits of borrowers. As a result, there may be limited collections available to make payments to you.

General credit risk may also be greater to you than to holders of instruments representing interests in level payment home equity lines of credit since no payment of principal of the home equity lines of credit generally is required until after either a five- or ten-year interest-only period. Minimum monthly payments are required to equal or exceed accrued interest on the home equity lines of credit.

[The Servicer Has Limited Ability to Change the Terms of the HELOCs

The servicer may agree to changes in the terms of a home equity line of credit if the changes:

•

do not materially and adversely affect the interest of the noteholders or the insurer; and

•

are consistent with prudent business practice.]

[HELOC Interest Rates May Limit Interest Rates on the Notes]

[The [    ] notes will accrue interest at an interest rate that adjusts monthly based on the [one-month LIBOR] index plus a specified margin.  However, the interest rates on these [    ] notes are subject to a limitation, generally based on the weighted average interest rate of the home equity lines of credit, net of certain allocable fees and expenses of the trust. [    ] of the home equity lines of credit to be included in each mortgage pool will have interest rates that either are [fixed] [or adjust semi-annually] based on a [six-month LIBOR] index, as described in “Description of the Mortgage Pool—The Indices.”

[The adjustable rate home equity lines of credit

 in each mortgage pool may also have periodic maximum and minimum limitations on adjustments to their interest rates, and all of these adjustable rate home equity lines of credit will have the first adjustment to their interest rates [    ] after their first payment dates. As a result, the [    ] notes may accrue less interest than they would accrue if their interest rates were solely based on the [one-month LIBOR] index plus the specified margin.]

A variety of factors could limit the interest rates and adversely affect the yield to maturity on, and market value of, the notes. Some of these factors are described below.
• [Describe different adjustment periods between the notes and the home equity lines of credit]
• [Describe different indices between the notes and the home equity lines of credit]
• [Describe a reduction of interest rates on the notes due to net funds cap limitations]
• [Describe how the recovery of basis risk shortfalls may be limited]
• [Describe any additional interest rate or yield factors that may apply]

See “Summary of Terms—The Notes—Payments on the Notes—Interest Payments,” “Description of the Notes—Payments of Interest” and “—Credit Enhancement—Overcollateralization” in this prospectus supplement. See also “Risk Factors—HELOC Interest Rates May Limit Interest Rates on the Variable Rate Securities” in the prospectus. For a general description of the interest rates of the home equity lines of credit, see “Description of the Mortgage Pool” in this prospectus supplement.]

Risks Related to Potential Inadequacy of Credit Enhancement and Other Support

The [excess interest], [overcollateralization], [subordination], [loss allocation] and [limited cross-collateralization] features, [together with] [[Fannie Mae] [Freddie Mac] guaranties,] [the interest rate swap agreement] [and for the benefit of the [    ] Notes only, the cap agreement], all as described in this prospectus supplement, are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the home equity lines of credit.

[Excess Interest and Overcollateralization.  On the closing date, the total principal balance of the home equity lines of credit will exceed the total principal amount of the [    ] notes by approximately $[    ], which is equal to [    ]% of the aggregate principal balance of the home equity lines of credit as of the cut-off date. This excess is referred to in this prospectus supplement as “overcollateralization” and will be available to absorb losses. We cannot assure you, however, that the home equity lines of credit, [together with amounts available from the interest rate swap agreement,] will generate enough excess interest to maintain this overcollateralization level as set by the rating agencies. The following factors will affect the amount of excess interest that the home equity lines of credit will generate:

• [Describe the effect of prepayments]
• [Describe defaults, delinquencies and liquidations]
• [Describe increases in the index related to any mortgage risk]
• [Describe any additional factors that may apply]

See “Description of the Notes—Credit Enhancement—Overcollateralization” in this prospectus supplement. See also “Risk Factors—Potential Inadequacy of Credit Enhancement—Excess Interest and Overcollateralization” in the prospectus.]

[Fannie Mae and Freddie Mac Guaranties.  The assets of the trust include Fannie Mae and Freddie Mac notes.  Although payments on Fannie Mae and Freddie Mac notes are guaranteed by those respective agencies, these agencies’ guaranties are not backed by the full faith and credit of the United States.  Neither the United States nor any U.S. agency is obligated to finance or otherwise assist either Fannie Mae or Freddie Mac in any manner.  Therefore, if the Fannie Mae and Freddie Mac notes do not pay as expected, you might suffer a loss on your investment in the notes.]

[The Interest Rate Swap Agreement.  Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and repay losses. However, no amounts will be payable to the trust by the swap counterparty unless the floating amount owed by the swap counterparty on a payment date exceeds the fixed amount owed to the swap counterparty. This will not occur except in periods when [one-month LIBOR] (as determined pursuant to the interest rate swap agreement) exceeds the applicable rate of payment owed by the trust, which will range from [    ]% to [    ]% per annum on the scheduled notional amount as described in this prospectus supplement. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization, pay interest shortfalls or repay losses on the home equity lines of credit.

See “Description of the Notes— Payments of Interest—Interest Rate Swap Agreement” in this prospectus supplement.  See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]]

[The Cap Agreement.  Any amounts received under the cap agreement will be applied as described in this prospectus supplement to pay certain interest amounts on the [    ] Notes resulting from application of the applicable net funds cap. We cannot assure you that any amounts will be received under the cap agreement.

See “Description of the Notes—Payments of Interest—The Cap Agreement” in this prospectus supplement.]

[Subordination and Allocation of Losses.  If the applicable subordination is insufficient to absorb losses, then noteholders will likely incur losses and may never receive all of their principal payments. You should consider the following:

•

if you buy a Class [    ] Note and losses on the home equity lines of credit exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ] Notes, the principal amount of your note will be reduced proportionately with the principal amounts of the other Class [    ] Notes by the amount of that excess;

•

if you buy a Class [    ] Note and losses on the home equity lines of credit exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ] and Class [    ] Notes, the principal amount of your note will be reduced proportionately with the principal amounts of the other Class [    ] Notes by the amount of that excess; and

•

if you buy a Class [    ] Note and losses on the home equity lines of credit exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ], Class [    ] and Class [    ] Notes, the principal amount of your note will be reduced proportionately with the principal amounts of the other Class [    ] Notes by the amount of that excess.

[Losses on the home equity lines of credit will not reduce the principal amount of the senior notes.]

If overcollateralization is maintained at the required amount and the home equity lines of credit generate interest in excess of the amount needed to pay interest and principal on the notes, the fees and expenses of the trust [and any swap payments owed to the swap counterparty], then excess interest will be used to pay you and other noteholders the amount of any reduction in the principal amounts of the notes caused by application of losses. These payments will be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal amount was reduced because of the application of losses.

See “Description of the Notes—Credit Enhancement—Subordination” and “—Application of Realized Losses” in this prospectus supplement.]

[Limited Cross-Collateralization.  Principal payments on the [    ] notes will depend, for the most part, on collections on the home equity lines of credit in the related mortgage pool. However, the [    ] notes will have the benefit of credit enhancement in the form of overcollateralization and subordination from [each] mortgage pool. That means that even if the rate of losses on home equity lines of credit in the mortgage pool related to any class of senior notes is low, losses in the unrelated mortgage pool[s] may reduce the loss protection for those notes.]

[Risks Related to the Interest Rate Swap Agreement]

[Any net swap payment payable to the swap counterparty under the terms of the interest rate swap agreement will reduce amounts available for payment to noteholders, and may reduce payments of interest on the notes.  The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the notes.

In the event that the trust, after application of all interest and principal received on the home equity lines of credit, cannot make the required net swap payments to the swap counterparty, a swap termination payment as described in this prospectus supplement will be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of the interest rate swap agreement will reduce amounts available for payment to noteholders.

See “Description of the Notes—Payments of Interest” and “—Payments of Principal” in this prospectus supplement.  See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]

[Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Notes]

As of the date of this prospectus supplement, the [swap counterparty] [cap counterparty] currently has the ratings described under “Description of the Notes—The [Swap][Cap] Counterparty.” The ratings of the [    ] notes are dependent in part upon the credit ratings of the [swap counterparty] [cap counterparty]. If a credit rating of the [swap counterparty] [cap counterparty] is qualified, reduced or withdrawn and the [swap counterparty] [cap counterparty] does not post collateral securing its obligations under the interest rate [swap][cap] agreement or a substitute counterparty is not obtained in accordance with the terms of the interest rate [swap][cap] agreement, the ratings of the [    ] notes may be qualified, reduced or withdrawn. In that event, the value and marketability of those notes will be adversely affected.

See “Description of the Notes—Payments of  Interest—The Interest Rate [Swap][Cap] Agreement” in this prospectus supplement.  See also “Risk Factors—Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Certificates” in the prospectus.]

[Special Risks for Certain Classes of Notes

The [    ] Notes are [interest-only][principal-only] notes.  These notes have yields to maturity (or early termination) – the yield you will receive if you hold a note until it has been paid in full – that are highly sensitive to prepayments on the related home equity lines of credit.

If you purchase the [    ] Notes, you should consider the risk that you may receive a lower than expected yield and may not fully recover your initial investment if the home equity lines of credit experience a [faster][slower] than expected rate of prepayments.  Prepayments on the home equity lines of credit may occur as a result of solicitations of the borrowers by home equity line of credit providers, including the seller and its affiliates and the servicer, as described under “Yield, Prepayment and Weighted Average Life” in this prospectus supplement.

Exercise by the [master] servicer of its right to purchase the home equity lines of credit, as described under “Description of the Notes—Optional Termination of the Trust,” will adversely affect the yields on the [    ] Notes.

See “Yield, Prepayment, and Weighted Average Life” in this prospectus supplement for a description of factors that may affect the sensitivity of these notes’ yield to maturity.  See also “Risk Factors—Special Risks for Certain Classes of Securities” in the prospectus.]

[Special Default Risk of Second Lien HELOCs]

[Approximately [    ]% of the home equity lines of credit are secured by second liens on the related mortgaged properties. These second lien home equity lines of credit are subordinate to the rights of the mortgagee under the related first lien home equity lines of credit and may present special risks upon default of any second lien home equity lines of credit.

Risks Related to Unpredictability and Effect of Prepayments

The rate of prepayments on the home equity lines of credit will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, home equity line of credit prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the home equity lines of credit may decrease.

A prepayment of a home equity line of credit will usually result in a payment of principal on the notes, and, depending on the type of note and the price investors paid for that note, may affect the yield on that note.

[See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Unpredictability and Effect of Prepayments” in the prospectus for a description of factors that may influence the rate and timing of prepayments on the home equity lines of credit.]

[Risks Related to HELOCs with Interest-Only Payments]

Approximately [    ]% of the home equity lines of credit provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of [    ] years following origination. Following the applicable interest-only period, the monthly payment with respect to each of these home equity lines of credit will be increased to an amount sufficient to amortize the principal balance of the home equity line of credit over the remaining term and to pay interest at the related mortgage interest rate.

The presence of these home equity lines of credit in the trust fund will, absent other considerations, result in longer weighted average lives of the related notes than would have been the case had these loans not been included in the trust fund. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first [    ] years of the term of a home equity line of credit as a disincentive to prepayment. After the monthly payment has been increased to include principal amortization, delinquency or default may be more likely.

See “Yield, Prepayment and Weighted Average Life—General” in this prospectus supplement and “Risk Factors—Risks Related to Mortgage Loans with Interest-Only Payments” and “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.]

[Delinquencies Due to Servicing Transfer]

[As described in this prospectus supplement, servicing of approximately [    ]% of the home equity lines of credit initially serviced by [    ] will be transferred to one or more other servicers on or about [    ]. It is also possible that servicing of home equity lines of credit may be transferred in the future in accordance with the provisions of the [transfer and servicing agreement] [servicing agreement] as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under the related servicing agreement, (2) the exercise by the seller of its right to terminate one or more servicers without cause upon [    ] written notice, (3) with respect to certain servicers, the occurrence of certain mortgage loss and delinquency triggers, or (4) the transfer of severely delinquent loans for servicing by a special servicer.

Disruptions resulting from servicing transfers may affect the yield of the notes.
See “The Servicer” and “HELOC Servicing” in this prospectus supplement and “Risk Factors—Delinquencies Due to Servicing Transfer” in the prospectus.]
Risks Related to Geographic Concentration of HELOCs

Approximately [    ]% of those home equity lines of credit are secured by properties located in [    ]. The rate of delinquencies, defaults and losses on the home equity lines of credit may be higher than if fewer of the home equity lines of credit were concentrated in [    ] because certain conditions in that state will have a disproportionate impact on the m home equity lines of credit in general.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Geographic Concentration of the HELOCs” in the prospectus. For additional information regarding the geographic concentration of the home equity lines of credit to be included in each mortgage pool, see the geographic distribution tables in Annex A of this prospectus supplement.

Greater Risk Involving Certain Property Types

[Approximately [   ]% of the home equity lines of credit are secured by liens on multifamily properties or mixed residential/commercial properties.] [In addition, approximately [   ]% of the home equity lines of credit are secured by liens on fee simple and/or leasehold interests in various types of commercial property.] [Approximately [   ]% of the home equity lines of credit are secured by liens on [manufactured homes / cooperative dwellings]].  Home equity lines of credit secured by multifamily property, mixed use property, manufactured homes or cooperative dwellings may result in higher losses as a result of delinquency, foreclosure or repossession than loans secured by single-family property.  If these losses are greater than expected, and credit support is not available to absorb the losses, investors in the notes could suffer a loss on their investment.

Less Reliable Prepayment Loss and Foreclosure Information For Newly Originated HELOCs

[Some of the home equity lines of credit in the trust are of relatively recent origin.  As a result, reliable prepayment, loss and foreclosure statistics for these home equity lines of credit may not be available, and the rating agencies may have difficulty in estimating potential losses on the home equity lines of credit.  If losses on these home equity lines of credit are greater than expected, investors in the notes may experience a loss on their investment.]

Recent Developments in the Residential Mortgage Market May Adversely Affect the Yields of the Offered Notes

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the yield on your notes.  Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector.  In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation.  A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

[The following two paragraphs apply only if the mortgage pool includes mortgage loans with an adjustable rate feature.]  [Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans.  Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin.  This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates.  A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing.  Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  These events, alone or in combination, may contribute to higher delinquency rates.]

See “Risk Factors—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy.  Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims.  The financial condition of a mortgage lender may also be adversely affected by the increasing rate of delinquencies and defaults on adjustable rate loans.

The inability of an originator to repurchase mortgage loans in the event of breaches of representations and warranties may affect the performance of the offered notes.

[The following two paragraphs apply only if the mortgage pool includes subprime loans:]  [The mortgage loans in the trust fund include subprime mortgage loans, and it is possible that an originator, due to substantial economic exposure to the subprime mortgage market, for financial or other reasons may not be capable of repurchasing or substituting for any defective mortgage loans in the trust fund.  You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on your notes.

See “Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” in the prospectus.  See also “Description of the Mortgage Pools” in this prospectus supplement for a description of the characteristics of the mortgage loans and “Origination of the Mortgage Loans and Underwriting Guidelines” for a general description of the underwriting guidelines applied in originating the mortgage loans.]

[The following paragraph applies only if the mortgage pool does NOT include subprime loans:]  The mortgage loans in the trust fund do not include subprime mortgage loans; however, many originators that underwrite prime or “alt-A” mortgage loans also underwrite subprime mortgage loans and consequently may have exposure to the subprime mortgage market.  You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on your notes.

Violation of Various Federal, State and Local Laws May Result in Losses on the HELOCs

Violations of certain federal, state or local laws and regulations relating to the protection of consumers, unfair and deceptive practices and debt collection practices may limit the ability of the servicer to collect all or part of the principal of or interest on the related home equity lines of credit and, in addition, could subject the trust to damages and administrative enforcement.

See “Risk Factors—Violations of Various Federal, State and Local Laws May Result in Losses on the HELOCs” in the prospectus.
Violation of Predatory Lending Laws/Risks Related to High Cost Loans

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. Failure to comply with these laws, to the extent applicable to any of the home equity lines of credit, could subject the trust, as an assignee of the home equity lines of credit, to monetary penalties and could result in the borrowers rescinding the affected home equity lines of credit. If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected loans and pay any related liabilities, noteholders could incur losses.

For a discussion of anti-predatory lending laws and the effect of any “high cost” loans on the trust, see “Risk Factors—Predatory Lending Laws/High Cost Loans” in the prospectus.

[Additional risk factors to be provided as applicable.]

Glossary

A glossary of defined terms used in this prospectus supplement begins on page S-93. Any terms used in this prospectus supplement and not defined in the glossary are defined in the accompanying prospectus.

Description of the Notes

General

[The SASCO Home Equity Loan Trust [     ] Mortgage-Backed Notes will consist of the following Classes:

•

the Class [  ] Notes,

•

the Class [    ] Notes, and

•

the Class [     ] Notes.

Only the Offered Notes are offered hereby.]

The Notes will represent obligation so the Trust and will be secured by the Trust Estate.  The Trust Estate will generally consist of:

•

the HELOCs;

•

deposits in the Note Payment Account made in respect of the HELOCs;

•

property acquired by foreclosure of the HELOCs or deed in lieu of foreclosure; and

•

any applicable insurance policies and all proceeds thereof.

Each class of Offered Notes will be issued in the respective approximate Class Principal Amount specified in the table on page S-1 and will accrue interest at the respective Interest Rate specified in the table on page S-1 and as further described under “Summary of Terms—The Notes—Payments on the Notes—Interest Payments.”  The original Class Note Principal Amount of the Offered Notes may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined herein) of the HELOCs is increased or decreased as described under “Description of the Mortgage Pool” herein.

Payments on the Offered Notes will be made on the [25th] day of each month (or, if the [25th] day is not a Business Day the next succeeding Business Day), commencing [     ], to Noteholders of record on the immediately preceding Record Date.

[For purposes of allocating payments of principal and interest on the Senior Notes, (1) the Group [    ] Notes will relate to, and generally will be limited to collections from, the Pool [    ] HELOCs and (2) the Group [    ] Notes will relate to, and generally will be limited to collections from, the Pool [    ] HELOCs. However, holders of each class of [    ] Notes will receive the benefit of Monthly Excess Interest generated by each Mortgage Pool and, to a limited extent, certain principal payments generated by the Mortgage Pool unrelated to that class. Holders of [    ] Notes will be entitled to receive payments based upon principal and interest collections from each Mortgage Pool, but such rights to payments will be subordinate to the rights of the holders of the [    ] Notes to the extent described herein.]

[The Ownership Certificate will be entitled to Monthly Excess Cashflow, if any, remaining after required payments are made to the [    ] Notes and to pay certain expenses of the Trust (including payments to the [Swap Counterparty]).

Payments on the Offered Notes will be made on the Payment Date to Noteholders of record on the applicable record date specified in the table on page S-2. Payments on the Offered Notes will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided, that the final payment in respect of any Note will be made only upon presentation and surrender of such Note at the Corporate Trust Office of the Indenture Trustee. See “—The Indenture Trustee” herein.

Book-Entry Registration

The Offered Notes will be issued, maintained and transferred on the book-entry records of DTC and its Participants. Each class of Book-Entry Notes will be represented by one or more Global Securities that equal in the aggregate the initial Class Principal Amount of the related class registered in the name of the nominee of DTC. The Offered Notes will be issued in minimum denominations in the principal amounts and the incremental denominations in excess thereof specified in the table on page S-2.

Beneficial Owners of the Book-Entry Notes will hold their Notes through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Notes will be issued in one or more notes that equal the initial Class Principal Amount of the related class of Offered Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries names on the books of DTC. Except as described below, no Beneficial Owner will be entitled to receive a physical note representing such Note. Unless and until Definitive Notes are issued for the Book-Entry Notes under the limited circumstances described herein, all references to actions by Noteholders with respect to the Book-Entry Notes shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Noteholders with respect to the Book-Entry Notes shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Notes, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. See “Description of the Securities—Book-Entry Registration” in the prospectus.

Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

For information with respect to tax documentation procedures relating to the Book-Entry Notes, see “Material Federal Income Tax Considerations—Taxation of Securities Treated as Debt Instruments” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex A to in the prospectus.

[Exchangeable Notes

General.  All or a portion of the Exchangeable Notes may be exchanged for a proportionate interest in the related Exchangeable Notes in the combinations shown in Annex [    ].  All or a portion of the Exchangeable Notes may also be exchanged for the related offered notes in the same manner.  This process may occur repeatedly.

The classes of offered notes and of Exchangeable Notes that are outstanding at any given time, and the outstanding principal balances and notional amounts of these classes, will depend upon any related payments of principal, as well as any exchanges that occur.  Offered Notes and Exchangeable Notes in any combination may be exchanged only in the proportion that the original principal balances of such notes bear to one another as  shown in Annex [   ].

Holders of Exchangeable Notes will be the beneficial owners of a proportionate interest in the notes in the related Combination Group and will receive a proportionate share of the payments on those notes.

Procedures.  If a Noteholder wishes to exchange notes, the Noteholder must notify the [Indenture Trustee][Trust Administrator][Note Registrar] by [   ] at [   ] or [   ] no later than [   ] Business Days before the proposed exchange date.  The exchange date can be any Business Day other than the first or last Business Day of the month subject to the [Indenture Trustee’s][Trust Administrator’s] [Note Registrar’s] approval.  The notice must be on the Noteholder’s letterhead, carry a medallion stamp guarantee and set forth the following information:  the CUSIP number of both notes to be exchanged and notes to be received, outstanding principal balance and/or notional amount and the original principal balance and/or notional amount of the notes to be exchanged, the Noteholder’s DTC participant number and the proposed exchange date.  After receiving the notice, the [Indenture Trustee][Trust Administrator][Note Registrar] will [e-mail] the Noteholder with wire payment instructions relating to the exchange fee.  The Noteholder will utilize the Deposit and Withdrawal System at DTC to exchange the Notes.  A notice becomes irrevocable on the [    ] Business Day before the proposed exchange date.

In connection with each exchange, the Noteholder must pay the [Indenture Trustee][Trust Administrator][Note Registrar] a fee equal to [   ].  In no event, however, will the fee be either less than $[    ] or greater than $[    ].

The [Indenture Trustee][Trust Administrator] will make the first payment on an offered note or an Exchangeable Note received in an exchange transaction on the Payment Date in the following month to the Noteholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations.  The characteristics of the Exchangeable Notes will reflect the characteristics of the related offered notes.  Investors should also consider a number of factors that will limit a Noteholder’s ability to exchange offered notes for Exchangeable Notes and vice versa:

•

At the time of the proposed exchange, a Noteholder must own notes of the related class or classes in the proportions necessary to make the desired exchange.

•

A Noteholder that does not own the notes may be unable to obtain the necessary offered notes or Exchangeable Notes.

•

The Noteholder of needed notes may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•

Certain notes may have been purchased or placed into other financial structures and thus be unavailable.

•

Principal payments will decrease the amounts available for exchange over time.

•

Only the combinations listed on Annex [   ] are permitted.]

Payments of Interest

Calculation of Interest.  The amount of interest payable on each Payment Date in respect of each class of Offered Notes will equal [    ] for such class and for such date.  Interest will accrue on the Offered Notes on the basis of [    ].

The Interest Rate for each class of Offered Notes will be the applicable annual rate described under “Summary of Terms—The Notes—Payments on the Notes—Interest Payments.” [The Interest Rate for the Class [     ] Notes will be the lesser of (1) LIBOR plus the [     ] Spread and (2) the Subordinate Net Funds Cap.]

[Basis Risk Shortfalls. With respect to each Payment Date and any class of [    ] Notes, such class will be entitled to the amount of any Basis Risk Shortfall or Unpaid Basis Risk Shortfall with interest thereon at the applicable Interest Rate (calculated without regard to the applicable Net Funds Cap) before the holders of the [    ] Notes are entitled to any payments. The [    ] Notes will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall from Monthly Excess Cashflow, treated as paid from, and to the extent such funds are on deposit in, the Basis Risk Reserve Fund [and any amounts received under the Swap Agreement]. See “—Credit Enhancement—Application of Monthly Excess Cashflow” [and “—Interest Rate Swap Agreement”] below.  The source of funds on deposit in the Basis Risk Reserve Fund will be limited to (1) an initial deposit of $1,000 by the Sponsor and (2) certain amounts that would otherwise be distributed to the [    ] Notes. Notwithstanding the foregoing, the amount of any Basis Risk Shortfall for any class of [    ] Notes in respect of any Payment Date may not exceed the amount, if any, by which (x) the amount payable at the applicable Maximum Interest Rate exceeds (y) the amount payable at the applicable Net Funds Cap.

The amount of Monthly Excess Cashflow payable with respect to the [    ] Notes on any Payment Date will be reduced by the amount of any Basis Risk Payment not satisfied from amounts, if any, on deposit in the Basis Risk Reserve Fund.]

Interest Payment Priorities.

The Interest Remittance Amount will be distributed on each Payment Date concurrently, as follows:

(1)

[on any Payment Date during the Revolving Period, to the Revolving Account, the purchase price of any Additional Mortgage Assets to be purchased on such Payment Date;]

(2)

to the [    ] Notes, Current Interest and any Carryforward Interest for such class for such Payment Date;

(3)

to the [    ] Notes, Current Interest and any Carryforward Interest for such class for such Payment Date;

(4)

to the [    ] Notes, Current Interest and any Carryforward Interest for such class for such Payment Date;

(5)

to the Indenture Trustee and the Owner Trustee, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Transfer and Servicing Agreement; and

(6)

[for application as part of Monthly Excess Cashflow for such Payment Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Interest Remittance Amount remaining unpaid for such Payment Date.]

[Interest Rate Swap Agreement.] [Description of any swap agreement to be provided.]

[State whether the significance percentage with respect to the Swap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Swap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Swap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided.  If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

On each Payment Date, the amounts received by the Trust under the Swap Agreement will be paid in the following order of priority:

(1)

to the [    ] Notes, Current Interest and any Carryforward Interest for such class for such Payment Date;

(2)

[to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the [    ] Notes, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Payment Date;]

(3)

to the Ownership Certificate, any remaining amount.

[The Cap Agreement.  As of the Closing Date, the Issuing Entity will enter into the Cap Agreement with the Cap Counterparty for the sole benefit of the [    ] Notes.  The [Depositor] will establish the Cap Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date.  [Describe Cap Agreement.]]

[State whether the significance percentage with respect to the Cap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Cap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Cap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided.  If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

Prepayment Interest Shortfalls. When a principal prepayment in full or in part is made on a HELOC, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received in the applicable Prepayment Period will be distributed to holders of the [    ] Notes on the Payment Date following that Prepayment Period.  To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month’s interest on the amount prepaid, a Prepayment Interest Shortfall could result.  [In contrast, in the case of a prepayment in full on a HELOC serviced by [    ] made in the same month in which such prepayment is distributed to Noteholders, a Prepayment Interest Excess could result.]

[With respect to prepayments in full or in part, the [Master] Servicer will be obligated to pay Compensating Interest to the extent Prepayment Interest Shortfalls occur.]  See “HELOC Servicing—Prepayment Interest Shortfalls” herein.  Any Net Prepayment Interest Shortfall will reduce the Interest Remittance Amount available for payment on the related Payment Date.]

[Determination of LIBOR

[Description of how LIBOR is set to be provided.]

LIBOR for the first Accrual Period will be[    ]%.]

Payments of Principal

General.  Payments of principal on the Senior Notes will be made primarily from the Principal Payment Amount for the related Mortgage Pool and secondarily from the Principal Payment Amount from the unrelated Mortgage Pool, from Monthly Excess Cashflow from each Mortgage Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below.  Payments of principal on the Offered Subordinate Notes and the Class [     ] Notes will be made primarily from the aggregate of the Principal Payment Amounts from each Mortgage Pool after payments of principal have been made on the Senior Notes, and secondarily from Monthly Excess Cashflow from each Mortgage Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below.

Principal Payment Priorities.  The Principal Payment Amount will be distributed on each Payment Date in the following order of priority:

(1)

[on any Payment Date during the Revolving Period, to the Revolving Account, the purchase price of any Additional Mortgage Assets to be purchased on such Payment Date;]

(2)

to the [    ], [    ], and [    ] Notes, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

(3)

to the [    ] Notes, until the Class Principal Amount of such class has been reduced to zero;

(4)

to the [    ] Notes, until the Class Principal Amount of such class has been reduced to zero; and

(5)

[for application as part of Monthly Excess Cashflow for such Payment Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Principal Payment Amount remaining after application pursuant to clauses (1) through (3) above.]

Credit Enhancement

Credit enhancement for each Class of Notes will take the form of [described as applicable]:

•

[an irrevocable letter of credit]

•

[the subordination of the Subordinate Notes to the Senior Notes]

•

[reserve funds]

•

[a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy]

•

[a surety bond or note guarantee insurance policy]

•

[the use of cross-support features]

•

[overcollateralization]

•

[excess interest]

•

[an interest rate swap agreement]

[If any credit enhancement provider is liable or contingently liable to provide payments representing 10% or more of the cashflow supporting any class of Notes, a description of any such credit enhancement provider will be provided, including the name of the credit enhancement provider, the organizational form of the credit enhancement provider and the general character of the business of the credit enhancement provider.]

[If any credit enhancement provider is liable or contingently liable to provide payments representing 10% or more, but less than 20% of the cashflow supporting any class of Notes, financial data with respect to any such credit enhancement provider as required by Item 301 of Regulation S-K will be provided, and if any credit enhancement provider is liable or contingently liable to provide payments representing 20% or more of the cashflow supporting any class of Notes, financial statements of any such credit enhancement provider meeting the requirements of Regulation S-X will be provided.]

Application of Realized Losses.  Realized Losses on the HELOCs will have the effect of reducing amounts payable in respect of, first, the Ownership Certificate [(both through the application of Monthly Excess Cashflow to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Payment Date)]; second, the [    ] Notes; third, the [    ] Notes; and fourth, the[    ] Notes, before reducing amounts payable in respect of the Senior Notes.

To the extent that Realized Losses are incurred, those Realized Losses will reduce the Pool Balance[, and thus may reduce the Overcollateralization Amount]. [As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make payments of principal on the Offered Notes.]

If on any Payment Date after giving effect to all Realized Losses incurred with respect to the HELOCs during the related Collection Period and payments of principal on such Payment Date, there are Applied Loss Amounts, the Note Principal Amounts of the [    ] Notes will be reduced in inverse order of priority of payment. Applied Loss Amounts will be allocated in reduction of the Class Principal Amount of first, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero; second, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero; third, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero; and fourth, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero.

Holders of the [    ] Notes will not receive any payments in respect of Applied Loss Amounts, [except from Monthly Excess Cashflow, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below].

In the event that the Servicer or the Master Servicer recovers any Subsequent Recovery, such Subsequent Recovery will be paid in accordance with the priorities described under “—Payments of Principal—Principal Payment Priorities” in this prospectus supplement and the Class Principal Amount of each class of Notes that has previously been reduced by an Applied Loss Amount will be increased as described in the definition of “Note Principal Amount.” Any Subsequent Recovery that is received during a Prepayment Period will be included as a part of the Principal Remittance Amount for the related Payment Date.

[Application of Monthly Excess Cashflow.  Any Monthly Excess Cashflow will, on each Payment Date, be paid in the following order of priority:

(1)

[on any Payment Date during the Revolving Period, to the Revolving Account, the purchase price of any Additional Mortgage Assets to be purchased on such Payment Date;]

(2)

to the [    ], [    ], and [    ] Notes, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

(3)

to the [    ] Notes, until the Class Principal Amount of such class has been reduced to zero;

(4)

[to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the [    ] Notes, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Payment Date to the extent not covered by the Swap Agreement;]

(5)

[to the [    ] Notes, any Deferred Amount for each such class and such Payment Date; and]

(6)

to the Ownership Certificate, any remaining amount.

Optional Purchase of the HELOCs

On the Initial Optional Termination Date, the [    ], with the prior written consent of [LBH] (which consent shall not be unreasonably withheld), will have the option to purchase the HELOCs, any REO Property and any other property remaining in the Trust for a price equal to the Purchase Price.  The Master Servicer, the Trust Administrator, the Indenture Trustee, each Servicer and each Custodian will be reimbursed from the Purchase Price for (i) any outstanding Advances, servicing advances and unpaid Servicing Fees, as applicable and (ii) any other amounts due under the Transfer and Servicing Agreement, the Indenture, the Trust Agreement, the Servicing Agreement or the Custodial Agreement, as applicable.  If such option is exercised, the Trust will be terminated. If [    ] fails to exercise such option on the Initial Optional Termination Date, the margin of each class of Offered Notes will be increased as described under “Summary of Terms—The Notes—Payments on the Notes—Interest Payments” herein.

[Mandatory Auction Call of the Notes

[Mandatory Auction Call.] [Description of the auction procedure and any market value swap agreement to be provided.]

[On [date], the Auction Administrator will solicit bids for purchase of [all of] [the Class [   ], Class [   ] and Class [   ]] Notes in the secondary market from dealers and institutional investors.  If bids are received for the entire amount of the Notes subject to the mandatory auction, then the auction will have been successful and the Notes will be sold to the highest bidders.  The prices at which the Notes are sold through this procedure will be used as the value of the Notes for purposes of the Market Value Swap Agreement.  If the total auction price is less than par, the Market Value Swap Counterparty will pay the shortfall.  If the total auction price is greater than par, then the Market Value Swap Counterparty will receive the excess.  If the total auction price is less than par, the original investors in the Notes will receive the auction price plus the Market Value Swap Agreement proceeds, which together will equal par.

The mandatory auction will close if sufficient bids are received covering all of the Notes that are subject to the mandatory auction, and if the Market Value Swap Agreement covers any shortfall from par.  If these conditions are not met, then the auction will have failed and the original investors will retain their Notes.  If these conditions are met, then the auction will close, and the original investors will be obligated to tender their Notes and will receive the required par purchase price.  The tender will take place through the book-entry facilities, with no action required on the part of Noteholders.  When the mandatory auction closes and the original investors tender their Notes and receive the par purchase price, the Notes will remain outstanding, and continue to receive distributions in accordance with their original terms.]

[State whether the significance percentage with respect to the Market Value Swap Agreement is less than 10%, or 10% or more but less than 20%, or 20% or more.]

The Auction Administrator. [Description of auction administrator].

The Market Value Swap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Market Value Swap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided.  If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

Fees and Expenses of the Trust

In consideration of their duties on behalf of the Trust, the Servicer, [the Cap Counterparty], [the Swap Counterparty], [the Master Servicer], the Owner Trustee, the Indenture Trustee, [the Trust Administrator], [the Custodian], [and the Credit Risk Manager] will receive from the assets of the Trust certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Servicer	monthly

For each HELOC, a monthly fee paid to each Servicer out of interest collections received from the related HELOC calculated on the outstanding principal balance of each HELOC [    ]% per annum for each HELOC.

Withdrawn from the related Servicing Account in respect of each HELOC serviced by that Servicer, before payment of any amounts to Noteholders.

[Master Servicer]	monthly	[Describe Fee.]	[Describe how and when payable.]
Owner Trustee	annually	[Describe Fee.]	[Describe how and when payable.]
Indenture Trustee	monthly	[Describe Fee.]	[Describe how and when payable.]
[Custodian]	monthly	[Describe Fee.]	[Describe how and when payable.]
[Trust Administrator]	monthly	[Describe Fee.]	[Describe how and when payable.]
[Credit Risk Manager]	monthly	[Describe Fee.]	[Describe how and when payable.]

The Servicing Fees set forth in the table above may not be increased without amendment of the Servicing Agreement as described under “HELOC Servicing—Amendment of the Servicing Agreement” below. None of the other fees set forth in the table above may be changed without amendment of the Transfer and Servicing Agreement as described under “The Sale and Assignment Agreement and the Transfer and Servicing Agreement—Amendment” below.

Expenses of the Servicer, the Custodians, the Master Servicer, the Owner Trustee and the Trust Administrator will be reimbursed before payments are made on the Notes. Expenses of the [Indenture Trustee] will be reimbursed up to $[    ] annually before payments of interest and principal are made on the Notes; any additional unpaid expenses above $[    ] in any year will be paid to the Indenture Trustee to the extent of any remaining Interest Remittance Amount after all payments of Current Interest and any Carryforward Interest on the Notes.

Description of the Mortgage Pool

General

Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein are derived solely from the characteristics of the HELOCs as of the Cut-off Date. Whenever reference is made herein to the characteristics of the HELOCs or to a percentage of the HELOCs, unless otherwise specified, that reference is based on the Cut-off Date Balance.

The Trust will primarily consist of approximately [      ] [describe HELOCs] HELOCs, all of which have original terms to maturity from the first due date of the Scheduled Payment of not more than [  ] years, and which have a Cut-off Date Balance (after giving effect to Scheduled Payments due on such date) of approximately $[      ].

The HELOCs in the Trust Fund were originated under the Credit Line Agreements and are secured by mortgages or deeds of trust, which are primarily first and second lien mortgages or deeds of trust, on [residential properties that are primarily one- to four-family properties and also include planned unit developments and condominiums]. Approximately [     ]% of the Mortgaged Properties were owner-occupied at the time of origination.

Approximately [      ]% of the HELOCs were acquired by LBH from [      ]. Underwriting guidelines of the type described under “The Originators and the Underwriting Guidelines” were applied by the Originators underwriting the HELOCs. [Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the HELOCs are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.] The HELOCs will be acquired by the Depositor from the Seller and the Depositor will, in turn, convey such HELOCs to the Trust. See “The Sale and Assignment Agreement and the Transfer and Servicing Agreement—Assignment of HELOCs.”

Prior to the Closing Date, some of the HELOCs may be removed from the pool and other HELOCs may be substituted for those HELOCs removed.  The Sellers believes that the information in this prospectus supplement relating to the HELOCs to be included in the Pool as presently constituted is representative of the characteristics of the HELOCs to be included in the Pool as of the Closing Date, although some characteristics may vary.

In the information that follows, weighted average percentages are based upon the Cut-off Date Balance of the HELOCs.

The Mortgage Pool consists of [     ] HELOCs with an aggregate Cut-Off Date Balance of approximately $[     ]. As of the Cut-Off Date, the minimum Principal Balance and the maximum Principal Balance is approximately $[     ] and $[     ], respectively, the average Principal Balance was approximately $[     ], the minimum Mortgage Rate and the maximum Mortgage Rate were approximately [     ]% and [     ]% per annum, respectively, and the weighted average Mortgage Rate was approximately [     ]% per annum. As of the Cut-Off Date, the minimum remaining draw period and the maximum remaining draw period were approximately [     ] months and [     ] months, respectively, and the weighted average remaining draw period was approximately [     ] months. The average credit limit utilization rate was approximately [     ]%, the minimum credit limit utilization rate was approximately [     ]%, and the maximum credit limit utilization rate was approximately [     ]%. The credit limit utilization rate is determined by dividing the Cut-off Date Balance by the credit limit of the related Credit Line Agreement. The weighted average combined original loan-to-value ratio of the HELOCs was approximately [     ]% as of the Cut-Off Date.

HELOC Terms

Substantially all of the HELOCs consist of loans originated under two different loan term options: [a 15-year HELOC or a 25-year HELOC]. [In addition, [     ] HELOC was originated under a loan term option of 30 years and [     ] HELOCs are 15-year balloon HELOCs.]

[All] of the HELOCs were originated by [     ]. The HELOCs have either a [5-year or 15-year draw period], during which the borrower may make cash withdrawals against the equity line and [substantially all] of the HELOCs have a [10-year] repayment period, during which the balance of the HELOC as of the end of the draw period is repaid. [    ] of the HELOCs has a 15-year draw period and a 15-year repayment period, during which the balance of the HELOC as of the end of the draw period is repaid, and [     ] of the HELOCs are balloon HELOCs that have a 15-year draw period after which the balance of the HELOC is immediately due and payable. Generally, the HELOC borrowers are subject to a $[     ] termination fee for loans terminated within [     ] years of origination. A borrower may access a HELOC credit line at any time during the draw period by writing a check.

[Approximately [    ]% of the HELOCs are Interest-Only HELOCs that provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of [    ] years following the [origination of] the related HELOC. Following the applicable interest-only period, the monthly payment with respect to the Interest-Only HELOCs will be increased to an amount sufficient to amortize the principal balance of the Interest-Only HELOC over its remaining term, and to pay interest at the related Mortgage Rate.]

Subject to applicable law, the Servicer may change the terms of a Credit Line Agreement at any time provided that such changes (i) do not adversely affect the interest of the Noteholders or the Insurer and (ii) are consistent with prudent business practice. In addition, the Servicer, within certain limitations described in the Servicing Agreement, may increase the credit limit of the HELOC serviced by the Servicer.

[Approximately [    ] (or [    ]%) of the HELOCs are Fixed Rate HELOCs and approximately [    ] (or [    ]%) of the HELOCs are Adjustable Rate HELOCs, as described in more detail under “Adjustable Rate HELOCs” below. Interest on the HELOCs accrues on the basis of a 360-day year consisting of twelve 30-day months.]

[Approximately [    ] (or [    ]%) of the HELOCs are First Lien HELOCs and approximately [    ] (or [    ]%) are Second Lien HELOCs or deeds of trust or similar security instruments on Mortgaged Property consisting of residential properties including [indicate types of properties].]

Pursuant to its terms, each HELOC[, other than a loan secured by a condominium unit,] is required to be covered by a standard hazard insurance policy in an amount generally equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property. Generally, a cooperative housing corporation or a condominium association is responsible for maintaining hazard insurance covering the entire building. See “Description of Mortgage and Other Insurance—Hazard Insurance on the Loans” in the prospectus.

All of the HELOCs are fully amortizing.

All of the related Mortgaged Properties have Combined Loan-to-Value Ratios no greater than [   ]%.]

[Approximately [    ]% of the HELOCs are Interest-Only HELOCs that provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of [    ] years following the origination of the related HELOC. Following the applicable interest-only period, the monthly payment with respect to the Interest-Only HELOCs will be increased to an amount sufficient to amortize the principal balance of the Interest-Only HELOC over its remaining term, and to pay interest at the related Mortgage Rate.]

As of the Cut-off Date, [    ] of the HELOCs in the Trust will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

[None of the HELOCs are subject to negative amortization.]

[As of the Cut-off Date, approximately [    ]% of the HELOCs were less than 30 days delinquent in payment and approximately [    ]% of the HELOCs were at least 30 but less than 60 days delinquent.]

Historical Delinquency Information

The following tables set forth the historical delinquency experience of the HELOCs:

[Table to be provided showing historical delinquency]

[Any other historical statistical data on the mortgage pool assets to be provided to the extent available and material.]

[If any other material historical data regarding the HELOCs is available, disclose such here.]

[Adjustable Rate HELOCs

Approximately[    ]% and [    ]% of the Adjustable Rate HELOCs are [Six-Month LIBOR] HELOCs and [    ] HELOCs, respectively. There will be corresponding adjustments to the monthly payment amount for each Adjustable Rate HELOC on the related Adjustment Date; provided that the first such adjustment for approximately [    ]% of the Adjustable Rate HELOCs will occur after an initial period of approximately [    ] years following origination and in the case of approximately [    ]% of the Adjustable Rate HELOCs, approximately [    ] years following origination.

On each Adjustment Date for an Adjustable Rate HELOC, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8%, of the applicable Index and the Gross Margin, provided that the Mortgage Rate on each such Adjustable Rate HELOC will not increase or decrease by more than the related Periodic Cap on any related Adjustment Date and will not exceed the related Maximum Rate or be less than the related Minimum Rate. The Mortgage Rate generally will not increase or decrease on the first Adjustment Date by more than the Initial Cap; the Initial Caps range from [    ]% to [    ]% for all of the Adjustable Rate HELOCs. Effective with the first monthly payment due on each Adjustable Rate HELOC after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related HELOC over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the Mortgage Rate on each such Adjustable Rate HELOC, as adjusted on any related Adjustment Date, may be less than the sum of the applicable Index and the related Gross Margin, rounded as described herein. See “—The Indices” below.

The Adjustable Rate HELOCs generally do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.]

 [The Indices

The Index used in the determination of the Mortgage Rates of the HELOCs will be [                      ], as published by [             ].  See “The Trust Funds—The Mortgage Loans—General” in the prospectus.]

[Participation Interests in Mortgage Assets

General

[   ] Mortgage Assets, with an aggregate principal balance as of the Cut-off Date of approximately $[           ] (representing approximately [   ]% of the Mortgage Assets) are represented by Participation Interests.

[Terms of the Participation Agreements

The Issuing Entity will own the entitlement to the related Mortgage Assets under the related Participation Agreement, and the entitlement to the remaining interest and principal payments on the related Mortgage Asset will not be owned by the Issuing Entity.  Under the related Participation Agreement, the Servicer services the related Mortgage Asset on behalf of all of the respective owners, and the mortgage file for each Mortgage Asset will be held by a single custodian or trustee on behalf of all of the respective owners.  Under the related Participation Agreement, the Servicer is obligated to service the related Mortgage Asset in accordance with accepted servicing practices for that mortgage asset type as described herein under “Mortgage Asset Servicing.”  All collections received as to that Mortgage Asset will be promptly remitted to the respective owners of the participation interests.  The Servicer will not make advances for delinquent scheduled payments.]]

The terms of each Participation Agreement are as follows:

[Table to be provided showing balances, interest rates, expected maturities, servicer and the Issuing Entity’s ownership percentage under each Participation Agreement.]

[The offering documents for each Participation Agreement are provided as Annex [C] to this Prospectus Supplement.]

The HELOCs

The HELOCs are expected to have the approximate characteristics as of the Cut-off Date as set forth in Annex A to this prospectus supplement. The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the tables in Annex A may not equal the totals due to rounding.

Prior to the issuance of the Notes, HELOCs may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

As of the Closing Date, approximately [    ]% and [    ]% of the Pool 1 HELOCs will be serviced by [    ] and [    ], respectively.

No more than approximately [    ]% of the Pool 1 HELOCs are secured by Mortgaged Properties located in any one zip code area.

[Conveyance of Subsequent Mortgage Assets

On the Closing Date, approximately $[     ], which represents $[     ] of the Mortgage Pool, will be deposited by [   ] into an eligible account.  During the period from the Closing Date to [     ], the Depositor is expected to purchase from time to time Subsequent Mortgage Assets from the Seller and, in turn, sell all such Subsequent Mortgage Assets to the Trust for inclusion in the Mortgage Pool.  The purchase price for each Subsequent Mortgage Asset will equal its Scheduled Principal Balance as of the date of origination (reduced by principal payments due or paid prior to the purchase date, if any) and will be paid by the Trust Administrator from the related Pre-Funding Amount.

The HELOCs expected to be conveyed as the Subsequent Mortgage Assets by the Seller will have the same general characteristics as the HELOCs in the Trust Fund as of the Cut-off Date.

Pursuant to the Transfer and Servicing Agreement, the conveyance of Subsequent Mortgage Assets to the Trust may be made on any Business Day during the Pre-Funding Period, subject to certain conditions in the Transfer and Servicing Agreement being satisfied, including, among others, that:

(1)

[The Subsequent Mortgage Assets conveyed on the subsequent transfer date must satisfy the same representations and warranties applicable to the Initial HELOCs set forth in the HELOC Purchase Agreement, which representations and warranties have been confirmed by the Rating Agencies;

(2)

The Subsequent Mortgage Assets conveyed on the subsequent transfer date are selected in a manner reasonably believed not to be adverse to the interests of the Noteholders;

(3)

The Indenture Trustee receives an officer’s certificate confirming the satisfaction of each condition precedent and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Subsequent Mortgage Assets in the forms substantially similar to those delivered on the Closing Date;

(4)

The conveyance of the Subsequent Mortgage Assets on the subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the Notes;

(5)

No Subsequent Mortgage Asset conveyed on the subsequent transfer date may be more than one payment delinquent in payment;

(6)

Each Subsequent Mortgage Asset will have been underwritten substantially in accordance with the Originator’s underwriting guidelines;

(7)

No Subsequent Mortgage Asset may have a remaining term to maturity exceeding [     ] months;

(8)

No Subsequent Mortgage Asset may have a Loan-to-Value Ratio greater than [125]%;

(9)

The weighted average Mortgage Rate for all the HELOCs at the end of the Pre-Funding Period must not be more than 100 basis points lower than the weighted average Mortgage Rate of the Initial HELOCs;

(10)

Following the conveyance of the Subsequent Mortgage Assets on the subsequent transfer date, the characteristics of the HELOCs the Mortgage Pool will remain substantially similar to the characteristics of the Initial HELOCs in the Mortgage Pool as of the Cut-off Date; and

(11)

An independent accountant must provide the Depositor, the Rating Agencies, the Indenture Trustee and the Underwriters with a letter stating that the characteristics of the Subsequent Mortgage Assets conform to the characteristics described above and in the Transfer and Servicing Agreement.]

If the Trust does not apply the full Pre-Funding Amount towards the purchase of Subsequent Mortgage Assets prior to the end of the Pre-Funding Period, then such remaining proceeds in the Pre-Funding Account will be paid as a principal prepayment to the related Noteholders on the [     ] Payment Date.

On the Closing Date, [   ] will also establish a Capitalized Interest Account which will be funded by an initial deposit made by the Depositor on the Closing Date of approximately $[     ], which represents approximately [     ]% of the total principal balance of the Mortgage Pool as of the Cut-off Date.  Amounts in the Capitalized Interest Account will be applied by the Trust Administrator during the Pre-Funding Period to pay interest on that portion of the Notes supported by the Pre-Funding Amount.  At the end of the Pre-Funding Period, any remaining funds in the Capitalized Interest Account will be paid to the Depositor and the account will be terminated.]

[Acquisition by the Trust of Additional Mortgage Assets

On the first Payment Date and until [          ], the Depositor may direct the [Indenture Trustee][Trust Administrator] to apply all or a portion of the payments that would otherwise be made to Noteholders in respect of [interest] [principal] [excess interest] to purchase Additional Mortgage Assets from the Depositor for inclusion in the Trust of the same general character as the Mortgage Assets included in the Trust on the Closing Date.  If the Depositor so directs, the [Indenture Trustee][Trust Administrator]will deposit all or a portion of the amount of [interest] [principal] payable on the Mortgage Assets [and excess interest] that would otherwise be made to Noteholders into the Revolving Account, and will apply deposits in the Revolving Account to fund the purchase of Additional Mortgage Assets, provided certain other conditions are satisfied at the time of purchase.

Funds on deposit in the Revolving Account may only be applied to acquire Additional Mortgage Assets for the Mortgage Pool on the Payment Date on which such funds were deposited therein. If any amounts in the Revolving Account are not used to purchase Additional Mortgage Assets on the any Payment Date, such amounts will be added to the [Interest Remittance Amount] [Principal Remittance Amount] [Monthly Excess Cashflow] for such Payment Date and will be distributed to Noteholders.

The purchase price for each Additional Mortgage Asset will equal its principal balance as of the date of origination (reduced by principal payments due or paid prior to the purchase date, if any), and the aggregate purchase price of all Additional Mortgage Assets purchased by the Trust during the Revolving Period may not exceed $[       ].  Additional Mortgage Assets will have the same general characteristics as the Mortgage Assets transferred to the Trust on the Closing Date.

Pursuant to the Transfer and Servicing Agreement, the conveyance of Additional Mortgage Assets to the Trust may be made on any Business Day during the Revolving Period, subject to certain conditions set forth in the Transfer and Servicing Agreement being satisfied, including, among others that:

(1)

The Additional Mortgage Assets at the time of conveyance to the Trust must satisfy the representations and warranties set forth in the Sale and Assignment Agreement, which representations and warranties have been confirmed by the Rating Agencies;

(2)

The Additional Mortgage Assets are selected in a manner reasonably believed not to be adverse to the interests of the Noteholders;

(3)

[The Indenture Trustee receives an officer’s certificate confirming the satisfaction of each condition precedent specified in the Transfer and Servicing Agreement and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Additional Mortgage Assets in the forms substantially similar to those delivered on the Closing Date;]

(4)

The conveyance of the Additional Mortgage Assets will not result in a reduction or withdrawal of any ratings assigned to the Offered Notes;

(5)

[No Additional Mortgage Asset may be more than one monthly payment delinquent in payment at the time of conveyance to the Trust];

(6)

Each Additional Mortgage Asset will have been underwritten substantially in accordance with the applicable Originator’s underwriting guidelines;

(7)

No Additional Mortgage Asset may have a remaining term to maturity exceeding [     ] months;

(8)

[No Additional Mortgage Asset may have a Loan-to-Value Ratio greater than 100%;]

(9)

The weighted average Mortgage Rate for all the Mortgage Assets at the end of the Revolving Period must not be more than [100] basis points lower than the weighted average Mortgage Rate of the Mortgage Assets as of the Cut-off Date;

(10)

Following the conveyance of the Additional Mortgage Assets on a subsequent transfer date, the weighted average characteristics of the Mortgage Assets in the Mortgage Pool will remain substantially similar to the characteristics of the Mortgage Assets in the Mortgage Pool as of the Cut-off Date; and

(11)

[An independent accountant must provide the Depositor, the applicable rating agencies rating the Notes, the Indenture Trustee and the Underwriter[s] at [applicable interval] with a letter stating that the characteristics of the Additional Mortgage Assets conform to the characteristics described above and in the Transfer and Servicing Agreement.]

[Additional transfer requirements and termination triggers to be described, as applicable.]

Static Pool Information

Static pool information with respect to the Sponsor’s prior securitized pools formed during the period from [specify date] to [specify date], presented by pool, is available online at [Internet address].  Access to this web address is unrestricted and free of charge.  Information available at this web address is deemed to be part of this prospectus supplement, except to the extent provided under “Static Pool Information” in the accompanying prospectus.  [Add reference to any third-party static pool information as applicable.]

Legal Proceedings

[Describe briefly any legal proceedings pending against the Sponsor, Depositor, Indenture Trustee, Owner Trustee, Issuing Entity, any Servicer (including any other entity involved in the servicing function, such any Master Servicer or Trust Administrator), any Originator or any other party contemplated by Item 1100(d)(1) of Regulation AB, or of which any property of the foregoing is the subject, that is material to Noteholders.  Include similar information as to any such proceedings known to be contemplated by governmental authorities.]

Affiliations

[Describe whether, and how, the Sponsor, Depositor and/or Issuing Entity is an affiliate of any of the following parties as well as, to the extent known and material, whether, and how, any of the following parties are affiliates of any of the other following parties: any Servicer or any other entity involved in the servicing function, including any Master Servicer and/or Trust Administrator; the Indenture Trustee; the Owner Trustee; any Originator; any significant obligor contemplated by Item 1112 of Regulation AB; any enhancement or support provider contemplated by Items 1114 or 1115 of Regulation AB; or any other material parties related to the asset-backed securities contemplated by Item 1100(d)(1) of Regulation AB.]

[Describe whether there is and if so, the general character of, any business relationship or arrangement that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the establishment of the Trust and the issuance of the Notes, between any of the parties listed in the preceding paragraph, or any affiliates of such parties, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the Notes.]

[Describe, to the extent material, any specific relationships involving or relating to the Notes or the Mortgage Pool, including the material terms and approximate dollar amount involved, between any of the parties listed in the first paragraph of this section, or any affiliates of such parties, that currently exists or that existed during the past two years.]

Additional Information

The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date.  A Current Report on Form 8-K will be filed, together with the Indenture and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Notes. In the event that Assets are removed from or added to the Trust, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

In addition, within 135 days from the initial delivery of this prospectus supplement, Static Pool information for any series of Securities will be posted online at [    ].com.  The static pool data will be updated each month thereafter to reflect the current composition of the pool information. See “Static Pool Data” in the prospectus.

Pursuant to the Transfer and Servicing Agreement, [    ] will prepare a monthly statement to Noteholders containing the information described under “The Sale and Assignment Agreement and the Transfer and Servicing Agreement—Reports to Noteholders.” [    ] may make available each month, to any interested party, the monthly statement to Noteholders via the [    ]’s website, located at [    ].

Underwriting Guidelines

Approximately [    ]% and [    ]% of the HELOCs were originated by [    ] and [    ], in accordance with the [    ] Underwriting Guidelines and the [    ] Underwriting Guidelines, respectively.  [Identifying information and percentages to be provided for originators which originated 10% or more of the home equity lines of credit or any pool.]  The remainder of the HELOCs were originated by other Originators in accordance with Underwriting Guidelines generally comparable to the General Underwriting Guidelines described below under “General Underwriting Guidelines.” Such General Underwriting Guidelines differ among the Originators in various areas. The following is a general summary of [    ] and the [    ] Underwriting Guidelines, and [    ] and the [    ] Underwriting Guidelines, and also the General Underwriting Guidelines believed by the Depositor to be generally applied, with some variation, by each other Originator.

[Originator Name]

[A description of Originator(s)’ form of organization for Originator(s) which contributed 20% or more of the asset pool to be provided.]

[    ] Underwriting Guidelines

[Description of the Underwriting Guidelines of the above Originator to be provided.]

General Underwriting Guidelines

[General description of Underwriting Guidelines applied by Originators which contributed to less than 20% or more of the home equity lines of credit or of any pool to be provided.]

[The Master Servicer]

[Description of any Master Servicer, including its name, duties and responsibilities, to be provided.]

[Description of allocation of servicing responsibilities to be provided.]

The Servicer

General

On the Closing Date, [    ] [and various other Servicers] will service approximately [    ]% and [    ]%, respectively, of the HELOCs (by Cut-off Date Balance). [Identifying information and percentages to be provided for servicers which will service as of the Cut-off Date 10% or more of the home equity lines of credit or of any pool.]

[Servicer Name]

[Provide Regulation-AB compliant description of each Servicer which services 20% or more of the home equity lines of credit or of any pool, including the following:]

[Servicer form of incorporation, duration of servicing experience and general discussion of Servicer’s experience in servicing assets of any type as well as a more detailed discussion of Servicer’s experience in, and procedures for the servicing function in the current transaction to be provided.]

[Description of any material changes to Servicer’s policies or procedures in the servicing function the Servicer will perform in the current transaction for assets of the same type included in the current transaction for the past three years to be provided.]

[Information regarding Servicer’s financial condition to be provided to the extent that there is a material risk to the performance of the assets in the Mortgage Pool or the Notes.]

[Description of the material terms of the related Servicing Agreement to be provided.]

[For a description of the material terms of collection of funds and the related Servicing Account, see “HELOC Servicing—Servicing Accounts and the Collection Account” in this prospectus supplement.]

[Description of any special or unique factors to be provided to the extent material in servicing the particular type of assets included in the current transaction.]

[Description of the terms of any arrangements to be provided to the extent material whereby Servicer is required or permitted to provide advances of funds regarding collections, cashflows or distributions.]  [If material, provide statistical information of servicer advances on the HELOCs and the Servicer’s overall servicing portfolio for the past three years.]

[Description of the Servicer’s process for handling delinquencies, losses, bankruptcies and recoveries to be provided to the extent material.]

[Description of any ability of Servicer to waive or modify any terms, fees, penalties or payments on the assets and the effect of any such ability, if material, on the potential cashflows from the assets to be provided to the extent material.]

[Description of any material custodial responsibility of Servicer.]

[Description of any limitations on Servicer’s liability under the transaction agreements.]

[For a description of the material terms of any removal, replacement, resignation of Servicer or transfer of servicing provisions, see “HELOC Servicing” in this prospectus supplement.]

Administration of the Trust

Servicing and Administrative Responsibilities

The Servicer, [the Master Servicer], [the Trust Administrator], the Owner Trustee, the Indenture Trustee and the Custodians will have the following responsibilities with respect to the Trust:

Party:	Responsibilities:
Servicer	Performing the servicing functions with respect to the HELOCs and the Mortgaged Properties in accordance with the provisions of the Servicing Agreement, including, but not limited to:

•

collecting monthly remittances of principal and interest on the HELOCs from the related borrowers, depositing such amounts in the Servicing Account, and delivering all amounts on deposit in the Servicing Account to the [Master Servicer] for deposit in the Collection Account on the Servicer Remittance Date;

•

collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

• making Advances with respect to delinquent payments of principal and interest on the HELOCs (other than Balloon Payments);

•

paying customary costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property or (b) taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property;

• providing monthly loan-level reports to the [Master Servicer];
• providing borrowers with all checks, drafts or other documentation necessary to draw on credit lines;
• maintaining certain insurance policies relating to the HELOCs; and
• initiating foreclosure proceedings.
See “The Servicer” and “HELOC Servicing” below.
[Master Servicer	Performing the master servicing functions in accordance with the provisions of the Transfer and Servicing Agreement and the Servicing Agreement, including but not limited to:
• monitoring the Servicer’s performance and enforcing the Servicer’s obligations under the related Servicing Agreement;

•

collecting monthly remittances from the Servicer for deposit in the Collection Account on the Servicer Remittance Date and delivering all amounts on deposit in the Collection Account to the Trust Administrator for deposit in the Securities Administration Account on the Master Servicer Remittance Date;

• gathering the monthly loan-level reports delivered by the Servicer and providing a comprehensive loan-level report to the [Trust Administrator][Indenture Trustee] with respect to the HELOCs;
• upon the termination of the Servicer, appointing a successor servicer, and until a successor servicer is appointed, acting as successor servicer; and
• upon the failure of the Servicer to make Advances with respect to a HELOC, making those Advances to the extent provided in the Transfer and Servicing Agreement.
See “The Master Servicer” and “HELOC Servicing” below.]
[Trust Administrator

Performing the securities administration functions in accordance with the provisions of the Administration Agreement, the Transfer and Servicing Agreement, the Trust Agreement and the Indenture, including but not limited to:

•

collecting monthly remittances from the [Master] Servicer for deposit in the Securities Administration Account and delivering all amounts on deposit in the Securities Administration Account to the Indenture Trustee for deposit in the Note Payment Account on the Deposit Date;

• preparing and distributing investor reports, including the monthly payment date statement to Noteholders based on information received from the [Master] Servicer [and the Swap Counterparty];
• preparing and filing annual federal and (if required) state tax returns on behalf of the Trust;
• preparing and filing periodic reports with the Commission on behalf of the Trust with respect to the Notes; and
• until a successor master servicer is appointed, acting as successor master servicer in the event the Master Servicer resigns or is removed by the Indenture Trustee.
See “The Trust Agreement, Indenture and Administration Agreement— Administration” and “The Sale and Assignment Agreement and the Transfer and Servicing Agreement— Reports to Securityholders” below.]
Owner Trustee

Performing the owner trustee functions in accordance with the provisions of the Trust Agreement, or causing the Trust Administrator or the Depositor to perform such functions, pursuant to the Administration Agreement, including but not limited to:

•

discharging (or causing to be discharged) all of its responsibilities pursuant to the terms of the Trust Agreement and the other document or agreement to which the Trust or the Owner Trustee is a party and administering the Trust (or causing it to be administered) in the interest of the Residual Holder, subject to each such respective document or agreement and in accordance with the provisions of the Trust Agreement; and

• taking direction from the Residual Holder regarding the management of the Trust.
See “The Trust Agreement, Indenture and Administration Agreement—The Owner Trustee” below.
Indenture Trustee

Performing the indenture trustee functions in accordance with the provisions of the Indenture, or causing the Trust Administrator to perform such functions pursuant to the Administration Agreement, including but not limited to:

•

receiving monthly remittances from the [Servicer][Master Servicer][ Trust Administrator] for deposit in the Note Payment Account and, based solely on the information contained in the investor reports, distributing all amounts on deposit in the Note Payment Account to the Noteholders;

• [depositing any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty into the Note Payment Account;]
• [distributing amount on deposit in the Note Payment Account to the Noteholders and the [Swap] Counterparty;]
• preparing and distributing annual investor reports summarizing aggregate payments to Noteholders necessary to enable Noteholders to prepare their tax returns;

•

enforcing the obligations of each of the [Master] Servicer and the [Trust Administrator] under the Transfer and Servicing Agreement, the Indenture and the Administration Agreement, as applicable; and

•

acting as successor [trust administrator][master servicer] in the event the [Trust Administrator][Master Servicer] resigns or is removed by the Indenture Trustee unless a successor [trust administrator][master servicer] is appointed.

See “The Trust Agreement, Indenture and Administration Agreement—The Indenture Trustee” and “The Sale and Assignment Agreement and the Transfer and Servicing Agreement— Reports to Noteholders” below.
Custodians	Performing the custodial functions in accordance with the provisions of the custodial agreements, including but not limited to:
• holding and maintaining the HELOC documents related to the HELOCs in a fireproof facility intended for the safekeeping of home equity line of credit files on behalf of the Indenture Trustee.
See “HELOC Servicing—Custody of the Mortgage Files” below.

Trust Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the HELOCs will, at all times before payment thereof to the Noteholders [or the Swap Counterparty], be invested in the Trust Accounts, which are accounts established in the name of the Indenture Trustee. Funds on deposit in the Trust Accounts may generally be invested by the party responsible for such Trust Account in Eligible Investments, as described under “The Agreements—Investment of Funds” in the prospectus. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:
Servicing Account	Servicer	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders.
Collection Account	[Master Servicer]	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders.
[Trust Administration Account]	[Trust Administrator]	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders.
Note Payment Account	Trustee	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders.
Certificate Account	Securities Administrator	Any investment earnings (net of any losses realized) will be paid to the Residual Holder.
[Basis Risk Reserve Fund]	Trustee	[describe how investment earnings are applied.]

If funds deposited in the [    ] Account, the [    ] Account or the [    ] Account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds, without any right of reimbursement therefor.

Example of Payments

The following sets forth an example of collection of payments from borrowers on the HELOCs, transfer of amounts among the Trust Accounts and payments on the Notes for the Payment Date in September 2005:

[ ] through [ ]	Collection Period:

Payments due during the related Collection Period ([    ] through [    ]) from borrowers will be deposited in the Servicer’s Servicing Account as received and will include scheduled principal payments due during the related Collection Period and interest accrued on the ending scheduled balance from the prior Collection Period.

[ ] through [ ]	Prepayment Period:

Principal prepayments received by the Servicer during the related Prepayment Period ([    ] through [    ]) will be deposited into such Servicer’s Servicing Account for remittance to the [    ] on the Servicer Remittance Date.

[month and day]	Servicer Remittance Date:

The Servicer will remit collections and recoveries in respect of the HELOCs to the [    ] for deposit into the Collection Account on or prior to the [    ] day of each month (or if the 1[    ] day is not a Business Day, the [    ] Business Day), as specified in the Servicing Agreement.

[month and day]	[Master Servicer Remittance Date:]

[    ] Business Days immediately before the Payment Date, the Master Servicer will remit to the [Trust Administrator][Indenture Trustee] amounts on deposit in the Collection Account for deposit into the [    ] Account, including any Advances made by the Servicer [or the Master Servicer] for that Payment Date.

[month and day]	Record Date:	Payments will be made to Noteholders of record for all classes as of the Business Day [ ] the related Payment Date.
[month and day]	Deposit Date:	On [ ], the [Trust Administrator][Master Servicer] will remit to the Indenture Trustee amounts on deposit in the [ ] Account for deposit into the Note Payment Account.
[month and day]	Payment Date:

On the [    ] day of each month (or if the [    ] day is not a Business Day, the next Business Day), [   ] will make payments to Noteholders from amounts on deposit in the Note Payment Account and, to the extent of funds available after all other required payments are made, will deposit into the Certificate Account any amounts remaining.

Succeeding months follow the same pattern.

HELOC Servicing

General

The Servicer will have primary responsibility for servicing the HELOCs as described under “Administration of the Trust—Servicing Responsibilities” above. Each of the Indenture Trustee, the Master Servicer are either parties or third party beneficiaries under the Servicing Agreement and can enforce the rights of the Seller thereunder. See “Servicing of Loans” in the prospectus.

Under the Servicing Agreement, the [Master Servicer][Indenture Trustee] has the authority to terminate the Servicer for certain events of default which indicate that either the Servicer is not performing, or is unable to perform, its duties and obligations under the related Servicing Agreement. If the [Master Servicer][Indenture Trustee] terminates the Servicer, the [Master Servicer][Indenture Trustee] will be required to appoint a successor servicer as provided in the Transfer and Servicing Agreement. Notwithstanding anything to the contrary in the prospectus, the [Master Servicer][Indenture Trustee] will not be ultimately responsible for the performance of the servicing activities by the Servicer, except as described under “—Advances” below.

In addition, under the Servicing Agreement, the Seller has the right to terminate the Servicer, without cause, upon [    ] notice, subject to certain conditions set forth in the Servicing Agreement, including payment of unreimbursed or unpaid Advances, servicing advances, Servicing Fees and applicable expenses of the Servicer in connection with the transfer of the HELOCs to a successor servicer, [and payment of a termination fee which shall be payable by the Seller from its own funds and not reimbursable from the Trust]. Any such termination without cause requires the consent of the Master Servicer, the Indenture Trustee and receipt of confirmation from the Rating Agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then current ratings of any of the Notes. The Seller, with the prior written consent of the Master Servicer, may also terminate the Servicer if losses or delinquencies on the HELOCs exceed certain trigger levels specified in the Servicing Agreement. No termination fee is paid to the terminated Servicer under such special termination events, but the Servicer will be reimbursed for unpaid Advances, servicing advances and Servicing Fees.

Any successor servicer must be qualified to service home equity lines of credit for Freddie Mac or Fannie Mae and must have a net worth of not less than $25,000,000.

Servicing Accounts and the Collection Account

The Servicer will establish and maintain a segregated Servicing Account in the name of the Indenture Trustee into which the Servicer will deposit payments on account of interest and principal for the related HELOCs, less its Servicing Fee, as described under “Servicing of Loans—Deposits to and Withdrawal from the Collection Account” and “—Servicing Accounts” in the prospectus.  On the Servicer Remittance Date, the Servicer will remit the amounts on deposit in its Servicing Account to the [Master Servicer][Indenture Trustee] for deposit into the [    ] Account, which is maintained by [    ]. The Servicer and [    ] are entitled to reimburse themselves from the related Servicing Account or [    ] Account, as applicable, for any Advances made and expenses incurred, as described below under “—Servicing Compensation and Payment of Expenses” and “—Advances.” The Servicing Accounts and the [    ] Account will consist solely of amounts relating to the HELOCs, and amounts on deposit therein will not be commingled with any other funds not related to the Trust.

Servicing Compensation and Payment of Expenses

[As compensation for master servicing, the Master Servicer is entitled to the compensation described under “Fees and Expenses of the Trust.”]

The Servicer will be paid the applicable Servicing Fee for each HELOC serviced by it and any successor to the Servicer will in all cases receive a fee in an amount equal to, but not greater than, the applicable Servicing Fee. As additional servicing compensation, the Servicer is entitled to retain [    ].

The Servicing Fees are subject to reduction as described below under “Prepayment Interest Shortfalls”. See “Servicing of Loans—Servicing Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by [the Master Servicer and] the Servicer. The [Master Servicer and] the Servicer will be entitled to reimbursement for certain expenses prior to payment of any amounts to Noteholders. See “Servicing of Loans—Collection Procedures; Escrow Accounts” and “—Servicing Compensation and Payment of Expenses” in the prospectus.

Waiver or Modification of HELOC Terms

The Servicer may waive, modify or vary any term of any HELOC or consent to the postponement of strict compliance with any term of any HELOC so long as that waiver, modification or postponement is not materially adverse to the Trust; provided, however, that unless the Servicer has received the prior written consent of the [Master Servicer] [Indenture Trustee], the Servicer may not permit any modification for any HELOC that would change the Mortgage Rate, increase the amount of the credit line, terminate a dormant HELOC, reduce the credit line, eliminate the ability to make future drafts on the credit line, defer or forgive the payment of principal or interest, reduce or increase the outstanding Scheduled Principal Balance (except for actual payments of principal) or change the final maturity date on that HELOC.  In the event of any such modification that permits the deferral of interest or principal payments on any HELOC, the Servicer must make an Advance.

Prepayment Interest Shortfalls

When a borrower prepays a HELOC in full or in part between Scheduled Payment dates, the borrower pays interest on the amount prepaid only from the last Scheduled Payment date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. Any Prepayment Interest Shortfall is generally required to be paid by the Servicer, but only to the extent that such amount is not offset by Prepayment Interest Excess, if any, and does not exceed the total of the Servicing Fees on the HELOCs serviced by it for the applicable Payment Date. The [Master Servicer] [Indenture Trustee] is not required to fund any Prepayment Interest Shortfall required to be funded but not funded by the Servicer or a successor servicer as discussed herein.

Advances

The Servicer will generally be obligated to make Advances and servicing advances to the extent that such Advances or servicing advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related HELOC. The [Master Servicer] [Indenture Trustee] will be obligated to make any required Advance if the Servicer fails in its obligation to do so, to the extent provided in the Transfer and Servicing Agreement. The [Master Servicer] [Indenture Trustee] and the Servicer, as applicable, will be entitled to recover any Advances or servicing advances made by it with respect to a HELOC out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient or if such Servicer believes such Advances or servicing advances will not be recoverable, from collections on other HELOCs. Such reimbursements may result in Realized Losses.

The purpose of making these Advances is to maintain a regular cash flow to the Noteholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the monthly payments on HELOCs due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a Relief Act Reduction. No party which makes an Advance is entitled to interest on those Advances.

Collection of Taxes, Assessments and Similar Items

The Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the HELOCs, and will make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

The [Master Servicer] [Indenture Trustee] and the Servicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

The Servicing Agreement will provide that the Servicer will certify to the Depositor, the Indenture Trustee [and the Master Servicer] that all information prepared by it and provided to the [Master Servicer] [Indenture Trustee] relating to the HELOCs serviced by the Servicer is accurate and complete in all material respects as of the last day of the period covered by that report and that generally the Servicer is in compliance with its obligations to report to the Master Servicer and is in compliance with its obligations under the Servicing Agreement. [The Transfer and Servicing Agreement will provide that each year the Master Servicer will certify to the [Trust Administrator][Indenture Trustee] that for the prior calendar year, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under the Transfer and Servicing Agreement in all material respects throughout that year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to the Master Servicer and the nature and status thereof, and the Master Servicer has received from the Servicer an annual certificate of compliance and a copy of that Servicer’s annual audit report, in each case to the extent required under the Servicing Agreement, or, if any such certificate or report has not been received by the Master Servicer, the Master Servicer is using its best reasonable efforts to obtain such certificate or report.]

[The Transfer and Servicing Agreement will also provide that each year during which the Master Servicer directly services any of the HELOCs, as servicer, a firm of independent accountants will furnish a statement to [   ] to the effect that such firm has examined certain documents and records relating to the servicing of home equity lines of credit similar to the HELOCs by the Master Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Transfer and Servicing Agreement, except for (1) exceptions as the firm believes to be immaterial and (2) any other exceptions set forth in such statement.]

[Master Servicer Default;] Servicer Default

[If the Master Servicer is in default in its obligations under the Transfer and Servicing Agreement, the Indenture Trustee may, and must if directed to do so by Noteholders having more than 50% of the Voting Rights applicable to each class of Notes affected thereby, terminate the Master Servicer. In such event, the Indenture Trustee, pursuant to the terms of the Transfer and Servicing Agreement, will either assume the duties of Master Servicer or appoint a successor master servicer in accordance with the standards set forth in the Transfer and Servicing Agreement.]

If the Servicer is in default in its obligations under the Servicing Agreement, the [Master Servicer] [Indenture Trustee] may, at its option, terminate the defaulting Servicer and either appoint a successor servicer in accordance with the applicable Servicing Agreement and the Transfer and Servicing Agreement, or succeed to the responsibilities of the terminated Servicer.

Amendment of the Servicing Agreement

The Servicing Agreement may generally be amended, without notice to or consent of the Noteholders, with the written consent of [the Master Servicer,] the Seller, the Servicer and the Indenture Trustee; provided, that the party requesting such amendment must, at its own expense, provide the Indenture Trustee, [the Master Servicer] and the Seller with an opinion of independent counsel that the amendment will not materially adversely affect the interest of the Noteholders. Any amendment pursuant to the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Noteholder if the Indenture Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Notes.

Custody of the Mortgage Files

The Servicer will generally not have responsibility for custody of the HELOC documents described under “The Sale and Assignment Agreement and the Transfer and Servicing Agreement—Assignment of HELOCs” below. These documents are generally required to be delivered to the applicable Custodian. Each Custodian will hold the related HELOC documents on behalf of the Indenture Trustee pursuant to a Custodial Agreement between that Custodian and the Indenture Trustee. The HELOC documents related to a HELOC will be held together in an individual file separate from other home equity line of credit files held by that Custodian. Each Custodian will maintain the HELOC documents in a fireproof facility intended for the safekeeping of home equity line of credit files. The Custodian will be paid the fees as described under “Fees and Expenses of the Trust” herein.

[Optional Purchase of Defaulted HELOCs

Subject to certain limitations set forth in the Servicing Agreement, the [    ] will have the right, but not the obligation, to purchase for its own account any Distressed HELOC for a purchase price equal to the outstanding principal balance of such HELOC, plus accrued interest thereon to the date of repurchase, plus any unreimbursed Advances, servicing advances or unpaid Servicing Fees allocable to the Distressed HELOC. The [    ] is prohibited from using any procedure in selecting Distressed HELOCs to be repurchased which would be materially adverse to Noteholders. Any such repurchase shall be accomplished by remittance to the [Master Servicer] [Indenture Trustee] of the purchase price for the Distressed HELOC for deposit into the Collection Account.]

[Special Servicer for Distressed HELOCs

The Seller, with the consent of the Master Servicer, has the option under the Servicing Agreement to transfer any HELOC which becomes a Distressed HELOC for servicing by a special servicer selected by the Seller. Any special servicing fee paid to a special servicer will not exceed the related Servicing Fee Rate.]

[Pledge of Servicing Rights

The Servicing Agreement permits the Servicer to obtain financing by means of a pledge and assignment of their rights to reimbursement for outstanding Advances and other rights under the Servicing Agreement to one or more lenders. To the extent provided under any such financing arrangement, upon default by the Servicer, the lender may appoint a successor servicer; provided, such successor servicer meets all existing requirements for appointment of a successor servicer under the related Servicing Agreement and the Transfer and Servicing Agreement. See “—General” above.]

The Trust Agreement, Indenture and Administration Agreement

General

The Notes will be issued pursuant to the Indenture. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Indenture and the Notes. Notes in certificated form will be transferable at the Corporate Trust Office of the Indenture Trustee, which will serve as paying agent and note registrar. The Indenture Trustee will provide to a prospective or actual Noteholder, without charge, on written request, an electronic copy (without exhibits) of the Indenture. Requests should be addressed to [     ].

The Issuing Entity

[     ] will be a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement.  The Issuing Entity will not engage in any activity other than acquiring, holding and managing the HELOCs and the other assets of the Trust and proceeds therefrom, issuing the Securities, making payments on the Securities, and related activities.

On the Closing Date, the Issuing Entity will purchase the HELOCs from the Depositor pursuant to the Transfer and Servicing Agreement.  The Issuing Entity will pledge the HELOCs and other Trust assets to the Indenture Trustee as security for the issuance of the Notes, with the class designations specified under “Description of the Notes—General,” pursuant to the Indenture.  The Depositor will sell the Notes to the Underwriter and apply the net proceeds of such sale to the purchase of the HELOCs.

Other than the HELOCs and the other Trust assets pledged as collateral for the Notes, the Issuing Entity will not have any significant assets available for payment of the Notes.

The Issuing Entity’s principal offices are located in [     ], at the address set forth below under “—The Owner Trustee.”

The Owner Trustee

[     ] will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement.  The Owner Trustee is a [     ] and its principal offices are located at [     ].  [The Owner Trustee has acted as trustee for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the HELOCs during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Owner Trustee performed [    ].]  The Owner Trustee will be entitled to receive as compensation for its services [     ], as set forth under “Fees and Expenses of the Trust” and will be entitled to reimbursement for expenses and certain other amounts prior to payment of any amounts to Noteholders.

The Trust Administrator and the Depositor will perform on behalf of the Owner Trustee and the Trust certain administrative functions required under the Indenture and Transfer and Servicing Agreement pursuant to the terms of the Administration Agreement.

The Ownership Certificate

The equity ownership in the Trust will be evidenced by the Ownership Certificate.  The Residual Holder will be entitled to receive on each Payment Date any remaining cash flow from HELOC collections after all principal and interest due on the Notes and other expenses of the Trust for such Payment Date have been made.

The Indenture Trustee

[     ] will be the Indenture Trustee under the Indenture. Its principal offices are at [    ].  [The Indenture Trustee has acted as trustee for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the HELOCs during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Indenture Trustee performed [    ].]

The Indenture Trustee’s functions, duties and responsibilities are described under “—Certain Matters Under the Agreements” below.  The Indenture Trustee will be entitled to receive as compensation for its services [     ], as set forth under “Fees and Expenses of the Trust.”  The Indenture Trustee will also be entitled to customary indemnification for certain costs and expenses prior to payment of any amounts to Noteholders. For a description of the limitations on the Indenture Trustee’s liability and any indemnification provisions that entitle the Indenture Trustee to be indemnified from the cashflow that otherwise would be used to pay the Notes, see “—Certain Matters Under the Agreements— Expenses and Indemnities of the Owner Trustee and Indenture Trustee” below.  The Indenture Trustee’s Corporate Trust Office for purposes of presentment and surrender of the Offered Notes for the final payment thereon is located at [     ], or any other address that the Indenture Trustee may designate from time to time by notice to the Noteholders, the Owner Trustee, the Depositor and the Master Servicer.

[If multiple trustees are involved in transaction, state each trustee’s name and form of organization. A description of each trustee’s functions, duties, responsibilities, limitations on liability and indemnification provisions to be provided as applicable.]

The Trust Administrator

The Trust Administrator will be [    ], a [    ].  Its principal offices are at [    ].  [The Trust Administrator has acted as trustee for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the HELOCs during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Trust Administrator performed [    ].]

The Trust Administrator will be responsible under the Administration Agreement for [    ] and [    ]. The Trust Administrator will prepare the payment date statements and [    ]. The Trust Administrator will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information. The Trust Administrator is entitled to the compensation described under “Fees and Expenses of the Trust.”]

Certain Matters under the Agreements

Events of Default Under the Indenture.  An Indenture Default will consist of:

1)

default in the payment of any Current Interest on the most senior class of Notes then outstanding when the same becomes due and payable under the Transfer and Servicing Agreement, and such default continues for a period of five days;

2)

failure to pay the entire principal of any Note (other than the Class [P] Notes) when the same becomes due and payable under the Transfer and Servicing Agreement or on the applicable Final Scheduled Payment Date;

3)

failure to observe or perform any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any certificate delivered pursuant to the Indenture proving to have been incorrect in any material respect as of the time when the same was made, and that default continues or is not cured, for a period of 30 days after notice is given to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the outstanding Note Principal Balance of the Notes specifying that default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder;

4)

the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

5)

the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

If an Indenture Default occurs and is continuing, the Indenture Trustee or Holders of a majority by principal balance of the Priority Class or Classes of Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the Holders of a majority by principal balance of such Priority Class or Classes of Notes.

If the Notes are declared immediately due and payable following an Indenture Default, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on collateral pledged to secure the Notes, exercise remedies as a secured party, sell the assets of the Trust Estate pledged to secure the Notes, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the Indenture Trustee is prohibited from selling the assets of the Trust Estate following an Indenture Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Priority Class or Classes of Notes, unless (i) the holders of all outstanding Notes consent to such sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) the Indenture Trustee determines that the proceeds of the Trust Estate and the other property of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66-2/3% of the aggregate outstanding amount of the Notes.

If the collateral securing the Notes is sold following an Indenture Default, proceeds of such sale will be applied in the order of priority provided in the Indenture.

If an Indenture Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

Except as described above in the case of an Indenture Default, no Noteholder will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Indenture Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority in principal amount of such outstanding Notes.

In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Neither the Indenture Trustee nor the Owner Trustee in their respective individual capacities, nor the Residual Holder, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

[Redemption. The Notes are subject to redemption under the circumstances described under “Description of the Notes—Optional Purchase of the HELOCs.”

The Indenture will be discharged upon the delivery to the Indenture Trustee for cancellation of all Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes. Upon the payment in full of all outstanding Notes and the discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, and the Residual Holder will succeed to all the rights of the Noteholders pursuant to the Transfer and Servicing Agreement.]

Expenses and Indemnities of the Owner Trustee and Indenture Trustee.  The Owner Trustee will be entitled to reimbursement of all reasonable expenses incurred by it in accordance with the Trust Agreement.  Such reimbursement will be paid from amounts allocable to interest and principal on the HELOCs, prior to payment of any amounts to Noteholders.  The Owner Trustee will also be entitled to indemnification from the Trust for any claim, loss, liability or expense incurred by it in connection with the administration of the Trust and the performance of its duties under the Trust Agreement or any other document or agreement to which the Issuer or the Owner Trustee is a party, except to the extent that any such claim, loss, liability or expense arises out of or results from [     ]’s own willful misconduct, fraud or gross negligence or results from any of the other circumstances that are specified in the Trust Agreement.  Any amounts payable in connection with such indemnification will be paid from the Certificate Account prior to payment of any amounts distributable to the Ownership Certificate under the Transfer and Servicing Agreement.

The Indenture Trustee will be entitled to reimbursement of all reasonable expenses incurred by it and any disbursements or advances made by it in accordance with the Indenture or the Transfer and Servicing Agreement, except for expenses incurred or any disbursements and advances made by it in the routine administration of its duties under the Indenture and the Transfer and Servicing Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct.  The Indenture Trustee will also be entitled to indemnification from the Trust for any claim, loss, liability or expense, including reasonable attorneys’ fees, incurred by it in connection with the administration of the Trust and the performance of its duties under the Indenture, the Transfer and Servicing Agreement or any other document or agreement to which the Indenture Trustee is a party.

The Indenture Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from amounts allocable to interest and principal on the HELOCs, prior to payment of any amounts to Noteholders.

Resignation or Removal of Owner Trustee and Indenture Trustee.  The Owner Trustee may, upon 30 days’ advance written notice to the Depositor, the Residual Holder and the Indenture Trustee, resign at any time, in which event the Depositor will appoint a successor Owner Trustee that satisfies the eligibility requirements provided in the Trust Agreement.  The Owner Trustee may also be removed at any time by the Depositor if (a) the Owner Trustee ceases to be eligible to continue to act as Owner Trustee under the Trust Agreement, (b) the Owner Trustee is legally unable to act or is adjudged bankrupt or insolvent or (c) a receiver or other public officer takes charge of the Owner Trustee or its property.  If the Owner Trustee is removed the Depositor will promptly appoint a successor Owner Trustee.  If a successor Owner Trustee does not take office within 30 days after the retiring Owner Trustee resigns or is removed, the retiring Owner Trustee may petition any court of competent jurisdiction for appointment of a successor Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee will not become effective until acceptance of the appointment by the successor Owner Trustee, whereupon the Securities Administrator will provide notice of such resignation and appointment to the Residual Holder, the Indenture Trustee, the Noteholders and the Rating Agencies.

Any fees and expenses owed to the retiring Owner Trustee in connection with such resignation or removal will be paid as described above under “—Expenses and Indemnities of the Owner Trustee and Indenture Trustee.”

 The Indenture Trustee may, upon 90 days’ advance written notice to the Depositor, the Issuer, each Noteholder and each Rating Agency, resign at any time, in which event the Issuer will appoint a successor Indenture Trustee that satisfies the eligibility requirements provided in the Indenture.  The Indenture Trustee may also be removed at any time by the Issuer if (a) the Indenture Trustee ceases to be eligible to continue to act as Indenture Trustee under the Indenture; (b) the Indenture Trustee is adjudged bankrupt or insolvent; (c) a receiver or other public officer takes charge of the Indenture Trustee or its property; or (d) the Indenture Trustee otherwise becomes incapable of acting.  If the Indenture Trustee is removed the Issuer will promptly appoint a successor Indenture Trustee.  If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the holders of more than 50% of the aggregate Class Principal Amount of the outstanding Notes may petition any court of competent jurisdiction for appointment of a successor Indenture Trustee.

Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee, whereupon the successor Indenture Trustee will mail notice of its succession to all Noteholders.  The predecessor Indenture Trustee will be required to transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

Any fees and expenses owed to the retiring Indenture Trustee in connection with such resignation or removal will be paid as described above under “Expenses and Indemnities of the Owner Trustee and Indenture Trustee.”

Administration

The Trust Administrator or the Depositor will agree, to the extent provided in the Administration Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuer under the Transfer and Servicing Agreement, the Indenture and the Trust Agreement.  Neither [     ] nor the Depositor will receive additional compensation for their services under the Administration Agreement.

Amendment

Generally, the Trust Agreement, the Indenture and the Administration Agreement are subject to amendment by the parties thereto under conditions similar to those described under “The Sale and Assignment Agreement and the Transfer and Servicing Agreement—Amendment,” except that in the case of the Trust Agreement references to Notes and Noteholders should be read as referring to Ownership Certificate and the Residual Holder, and in the case of the Indenture such references should be read as referring to Notes and Noteholders. Any amendment of the provisions of the Indenture will take the form of a supplemental indenture.  In addition to the purposes described under “The Sale and Assignment Agreement and the Transfer and Servicing Agreement—Amendment,” the Trust and the Indenture Trustee may enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of correcting or amplifying the description of the Trust Estate subject to the Indenture, evidencing the succession of a successor to the Trust, adding to the covenants of the Trust or surrendering any power conferred upon the Trust under the Indenture, or conveying or pledging any property to the Indenture Trustee.

Servicing

For a summary description of certain provisions of the Transfer and Servicing Agreement and the Servicing Agreements regarding servicing of the HELOCs, see “Servicing of the HELOCs” above.

The Sale and Assignment Agreement and the
Transfer and Servicing Agreement

General

On the Closing Date, pursuant to the Sale and Assignment Agreement, the Seller will sell the HELOCs to the Depositor. Pursuant to the Transfer and Servicing Agreement, the Depositor will, in turn, sell the HELOCs to the Trust.

Assignment of HELOCs

The HELOCs will be assigned by the Depositor to the Trust, together with all principal and interest received with respect to such HELOCs on and after the Cut-off Date (other than Scheduled Payments due on that date). Pursuant to the Indenture, the Trust will pledge all of its interest in such assets and any other property comprising the Trust Estate to the Indenture Trustee as security for the Notes.

Each HELOC will be identified in a schedule appearing as an exhibit to the Transfer and Servicing Agreement which will specify with respect to each HELOC, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date, the Servicer and custodian of the mortgage file.

As to each HELOC, the documents described in the prospectus under “The Agreements—Assignment of Primary Assets” are generally required to be delivered to the applicable Custodian on behalf of the Indenture Trustee in accordance with the Transfer and Servicing Agreement.   [Describe any exceptions.]

Representations and Warranties

The HELOCs were [purchased pursuant to various Sale Agreements by the Seller directly from the Transferor] [are originated by [affiliates of] LBH].

[Pursuant to the terms of the Sale Agreement, the Transferor has made to the Seller, as direct purchaser or assignee, as of the Sale Date certain representations and warranties concerning the Transferred HELOCs that generally include representations and warranties similar to those summarized in the prospectus under the heading “Loan Underwriting Procedures and Standards—Representations and Warranties.” The Seller’s rights under the Sale Agreement will be assigned by the Seller to the Depositor pursuant to the Sale and Assignment Agreement and, in turn, assigned by the Depositor to the Trust pursuant to the Transfer and Servicing Agreement.]

In addition to the representations and warranties summarized in the prospectus under the heading “Loan Underwriting Procedures and Standards—Representations and Warranties,” the Transferor has also made the following representations and warranties:  [List any HELOC representations and warranties which are material and are not listed in the prospectus.]

Within the period of time specified in the Transfer and Servicing Agreement following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the HELOC, or receipt of notice of such breach, the applicable Transferor or the Seller will be obligated to cure such breach or repurchase the affected HELOC from the Trust for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus any costs and damages incurred by the Trust in connection with any violation of any anti-predatory or anti-abusive lending laws (or, in certain circumstances, to substitute another home equity line of credit).

In addition, pursuant to the Sale and Assignment Agreement, with respect to any Transferred HELOCs, the Seller will make to the Depositor (and the Depositor will assign to the Trust) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the HELOCs between the applicable Sale Date and the Closing Date. In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by the applicable Transferor as described above, the Seller will be obligated in the same manner as the Transferor to cure such breach or repurchase the affected HELOC from the Trust, as described above. However, the Seller will have no obligation to cure a breach or repurchase a Transferred HELOC if the relevant breach constitutes a breach of a representation or warranty made by the related Transferor under the related Sale Agreement and such Transferor fails to fulfill its obligations. Notwithstanding the foregoing, the Seller will represent in the Sale and Assignment Agreement with respect to any Transferred HELOCs in the event of a breach of those representations set forth in clauses (1) through (4) of the immediately preceding paragraph, the Seller will be directly obligated to cure such breach or repurchase or replace the affected HELOC.

To the extent that any HELOC as to which a representation or warranty has been breached is not repurchased by the applicable Transferor or the Seller and a Realized Loss occurs with respect to that HELOC, holders of the Notes, in particular the Subordinate Notes, may incur a loss.

Reports to Securityholders

The [Securities Administrator][Master Servicer] will prepare and, in the manner described under “Additional Information” above, will make available to each Securityholder on each Payment Date, or as soon thereafter as is practicable, a report setting forth the following information (on the basis of HELOC level information obtained from the Servicer):

•

[the aggregate amount of payments to be made on such Payment Date to the holders of each class of Notes allocable to principal on the HELOCs, including Net Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments;]

•

[the aggregate amount of payments to be made on such Payment Date to the holders of each class of Notes allocable to interest, and the calculation thereof;]

•

[the amount, if any, of any distributions to the Residual Holder;]

•

[the amount of Monthly Advances and Servicing Advances for the related Collection Period, the amount of unrecovered Monthly Advances and Servicing Advances outstanding and the aggregate amount of nonrecoverable Monthly Advances and Servicing Advances;]

•

[the total Scheduled Principal Balance of the HELOCs for such Payment Date;]

•

[the Class Principal Amount of each class of Notes, giving effect to payments on such Payment Date;]

•

[the amount of any Prepayment Premiums paid to the Class P Notes;]

•

[the amount of any Realized Losses incurred or received with respect to the HELOCs (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date, and the aggregate Realized Losses during the preceding twelve-month period expressed as a percentage of the total Scheduled Principal Balances of the HELOCs;]

•

[the amount of the Servicing Fees, [Credit Risk Manager’s Fees and] [other fees] paid with respect to such Payment Date;]

•

[the number and total Scheduled Principal Balance of HELOCs (a) remaining outstanding, (b) delinquent 30 to 59 days on a contractual basis, (c) delinquent 60 to 89 days  on a contractual basis, (d) delinquent 90 or more days on a contractual basis, (e) as to which foreclosure proceedings have been commenced as of the close of business on the last business day of the calendar month immediately preceding the month in which such Payment Date occurs, (f) in bankruptcy and (g) as to which the Mortgaged Properties have become REO Properties;]

•

[the total Scheduled Principal Balance of any HELOCs with respect to which the related Mortgaged Property became a REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs;]

•

[with respect to substitution of HELOCs in the preceding calendar month, the Scheduled Principal Balance of each deleted HELOC, and of each substitute HELOC;]

•

[the level of LIBOR and any other applicable indices applicable to such Payment Date with respect to each class of Notes;]

•

[the Note Interest Rate applicable to such Payment Date with respect to each class of Notes;]

•

[the aggregate outstanding Carryforward Interest, Net Prepayment Interest Shortfalls, Deferred Amounts, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each applicable Class of Notes, after giving effect to the payment made on such Payment Date;]

•

[the Interest Remittance Amount, Principal Remittance Amount, the Principal Distribution Amount and the Aggregate Overcollateralization Release Amount applicable to such Payment Date;]

•

[if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Noteholders would have received if there were sufficient available amounts in the Note Payment Account and the amounts actually paid);]

•

[the aggregate outstanding Prepayment Interest Shortfalls and Basis Risk Shortfalls, if any, for each class of Notes, after giving effect to payments on such Payment Date;]

•

[the Overcollateralization Amount after giving effect to the payments made on such Payment Date;]

•

[the amount of any Overcollateralization Deficiency after giving effect to payments on such Payment Date;]

•

[the amount of any payments made or received pursuant to the Swap Agreement with respect to such Payment Date;]

•

[a statement as to whether any exchanges of Exchangeable Notes have taken place since the preceding Payment Date, and, if applicable, the names, note balances, including notional balances, note interest rates, and any interest and principal paid, including any shortfalls allocated, of any classes of notes that were received by the Noteholder as a result of such exchange; and]

•

any other information required pursuant to the Transfer and Servicing Agreement.

In addition, within 90 days after the end of each calendar year, the Indenture Trustee will prepare and make available to any person who at any time during the calendar year was a Securityholder of record, a report summarizing the items provided to the Securityholders pursuant to items ([    ]) and ([    ]) above on an annual basis as may be required to enable those Securityholders to prepare their federal income tax returns. Such information shall also include the amount of OID accrued on each class of Notes and information regarding the expenses of the Trust furnished by the Master Servicer to the Indenture Trustee. The [Securities Administrator][Master Servicer] will provide the Indenture Trustee with such information as is necessary for the Indenture Trustee to prepare such reports (and the Indenture Trustee may rely solely upon such information).

Amendment

The Transfer and Servicing Agreement may be amended by the Securityholders (1) to cure any ambiguity, (2) to conform the provisions of the Transfer and Servicing Agreement to the information contained herein or to correct or supplement any provision therein, (3) to make any other provision with respect to matters or questions arising under the Transfer and Servicing Agreement or (4) to add, delete or amend any provision in order to comply with any requirements imposed by the Code, ERISA and their related regulations; provided, however, that no such amendment, as evidenced by an Opinion of Counsel, will adversely affect the status of the Notes as debt for federal income tax purposes, and provided further, that no such amendment effected pursuant to clause (3) above will adversely affect in any material respect the interests of any Securityholder. Any such amendment will be deemed not to adversely affect in any material respect the interests of any Noteholder if the Rating Agency confirms that such action would not adversely affect the then-current ratings on the Offered Notes. The Transfer and Servicing Agreement may also be amended by the Depositor, the Issuer, the Master Servicer, and the Indenture Trustee with the consent of the holders of each Class of Notes affected thereby evidencing Voting Rights aggregating not less than 66-2/3% of each such Class and the Residual Holder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreement or modifying in any manner the rights of Securityholders; provided, however, that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any Notes or the Ownership Certificate without the consent of the holder of each such Security affected thereby or (2) reduce the percentage of Securities the holders of which are required to consent to any such amendment without the consent of the holders of all Securities affected thereby.

Voting Rights

At all times 98% of all voting rights will be allocated among the holders of the Offered Notes. The portion of such voting rights allocated to the Offered Notes will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate principal balance of the HELOCs. The holders of the Class P Notes and the Ownership Certificate will each be allocated 1% of the voting rights. The voting rights allocation to any class of Notes will be allocated among all holders of each such class in proportion to the outstanding Note Principal Amount or percentage interest of such Notes.

Yield, Prepayment and Weighted Average Life

General

The yields to maturity on the Offered Notes will be affected by the rate of principal payments on the HELOCs (including prepayments, which may include amounts received by virtue of repurchase, condemnation, insurance or foreclosure), the extent to which HELOCs bearing higher Mortgage Rates prepay at a more rapid rate than HELOCs with lower rates, the amount and timing of mortgagor delinquencies and defaults resulting in Realized Losses, the purchase price for the Notes and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. In general, if prevailing interest rates fall below the interest rates on the HELOCs, the HELOCs are likely to be subject to a higher rate of prepayment than if prevailing rates remain at or above the interest rates on the HELOCs. Conversely, if prevailing interest rates rise above the interest rates on the HELOCs, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the HELOCs include changes in borrowers’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The HELOCs may generally be prepaid at any time without penalty and generally have due-on-sale clauses.

The rate of principal payments on the HELOCs will be affected by the amortization schedules of the HELOCs, the rate and timing of prepayments thereon by the mortgagors, liquidations of defaulted HELOCs and repurchases of HELOCs due to certain breaches of representations and warranties or defective documentation. The weighted average remaining term to maturity of the HELOCs is approximately [     ] months; seasoning may influence the performance of the HELOCs. The timing of changes in the rate of prepayments, liquidations and repurchases of the HELOCs may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Since the rate and timing of principal payments on the HELOCs will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under “Yield, Prepayment and Maturity Considerations”), no assurance can be given as to the actual rate or the timing of principal payments on the Offered Notes. In general, the earlier a prepayment of principal of the related HELOCs, the greater the effect on an investor’s yield to maturity. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

[The yields to investors on the [Class [    ]] Notes may be adversely affected by the Trust’s acquisition of Additional Mortgage Assets, which will reduce the amount and timing of [principal][interest][excess interest] payments on these Notes.]

Prepayments, liquidations and repurchases of the HELOCs will result in payments to holders of the Offered Notes of principal amounts that would otherwise be distributed over the remaining terms of the HELOCs. The rate of defaults on the HELOCs will also affect the rate and timing of principal payments on the HELOCs. In general, defaults on home equity lines of credit are expected to occur with greater frequency in their early years.

[As described herein, approximately [     ]% of the HELOCs do not provide for monthly payments of principal for the first [    ] years following origination. Instead, only monthly payments of interest are due during that period. Other considerations aside, because of these characteristics, borrowers may be disinclined to prepay the loans during the [    ] year period. In addition, because no principal is due on the loans for their initial [    ] year period, the Notes will amortize at a slower rate during that period than would otherwise be the case. Thereafter, when the monthly payments on the loans are recalculated on the basis of a twenty year, level payment amortization schedule as described herein, principal payments on the Notes are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the underlying loans were calculated on the basis of a [    ] year amortization schedule. The HELOCs were generally originated (or modified) with Mortgage Rates for their first [    ] years below the rate that would have resulted if based on the Index and related Gross Margin. The HELOCs may experience lower rates of prepayment during the period that the loans bear interest at the lower Mortgage Rates. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the HELOCs.]

The Note Interest Rate for the [    ] Notes at any time will be capped at a rate equal to the weighted average of the Net Mortgage Rates of the HELOCs. To the extent that HELOCs bearing relatively high Mortgage Rates experience a more rapid rate of prepayment than HELOCs with relatively low rates, the Note Interest Rate for the [    ] Notes will be reduced, and this reduction could be substantial.

If the purchaser of a Note offered at a discount from its initial principal amount calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on the related HELOCs, the actual yield to maturity may be lower than that so calculated. Conversely, if the purchaser of a Note offered at a premium calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the related HELOCs, the actual yield to maturity may be lower than that so calculated.

The yields on the Offered Notes may be adversely affected by Net Prepayment Interest Shortfalls on the HELOCs. The yields on the Offered Notes may also be adversely affected by reductions in the Mortgage Rates under the Relief Act or similar state or local laws.

The effective yields to holders of the [    ] Notes will be lower than the yields otherwise produced by the Note Interest Rate and the related purchase price because monthly payments will not be made to the holders until the [    ] day (or the immediately following Business Day if the [    ] day is not a Business Day) of the month following the month in which interest accrues on the Note (without any additional payment of interest or earnings thereon in respect of any delay.

The rate of prepayment on the HELOCs cannot be predicted. Neither the Seller nor the Master Servicer is aware of any relevant studies or statistics on the rate of prepayment of such HELOCs. Generally, home equity lines of credit are not viewed by borrowers as permanent financing. Accordingly, the HELOCs may experience a higher rate of prepayment than traditional first lien or second lien mortgages. Conversely, because the HELOCs amortize as described herein, rates of principal payment on the HELOCs will generally be slower than those of traditional fully-amortizing first lien mortgages with the same loan terms in the absence of prepayments on such HELOCs. The prepayment experience of the Trust with respect to the HELOCs may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the Credit Line Agreements and changes affecting the deductibility for federal income tax purposes of interest payments on home equity loans. All of the HELOCs contain “due-on-sale” provisions and the Servicer intend to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a “due-on-sale” provision will have the same effect as a prepayment of the related HELOC. See “Legal Aspects of the Loans -- Due-on-Sale Clauses in HELOCs” in the prospectus.

[Subordination of the Class [      ] Notes

On each Payment Date, the holders of any higher ranking Class of Notes will have a preferential right to receive amounts of interest and principal due to them on that Payment Date before any payments are made on any Class of Notes subordinate to that Class. As a result, the yields to maturity and the aggregate amount of payments on the Class [     ] Notes will be more sensitive than the yields of higher ranking Notes to the rate of delinquencies and defaults on the HELOCs.

As more fully described herein, the principal portion of Realized Losses (other than Excess Losses) on the HELOCs will be allocated first to the lower ranking Classes of Subordinate Notes, then to the Class [    ] Notes, then to the Class [    ] Notes, and then to the Class [    ] Notes, in that order, until the Class Note Principal Amount of each Class has been reduced to zero, before any Realized Losses will be allocated to the Senior Notes. The interest portion of Realized Losses (other than Excess Losses) will reduce the amount available for payment on the related Payment Date to the lowest ranking Class or Classes of Notes outstanding on that date.]

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Notes will be influenced by, among other things, the rate at which principal of the related HELOCs is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest applied in reduction of the Note Principal Amounts of the Offered Notes.

Prepayments on home equity lines of credit are commonly measured relative to a [       ] prepayment standard or model. The model used in this prospectus supplement for the HELOCs is [       ], which represents [       ].

[       ] does not purport to be either a historical description of the prepayment experience of the  home equity lines of credit or a prediction of the anticipated rate of prepayment of any home equity lines of credit, including the HELOCs to be included in the Trust.

The tables set forth on Annex B-2 to this prospectus supplement were prepared based on the following modeling assumptions:

[Detailed list of all modeling assumptions to be provided.]

The actual characteristics and the performance of the HELOCs will differ from the assumptions used in constructing the tables set forth on Annex B-2 hereto, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the HELOCs will prepay at a constant rate until maturity, that all of the HELOCs will prepay at the same rate or that there will be no defaults or delinquencies on the HELOCs. Moreover, the diverse remaining terms to maturity and Mortgage Rates of the HELOCs could produce slower or faster principal payments than indicated in the tables at the various percentages of [       ] specified, even if the weighted average remaining terms to maturity and the weighted average Mortgage Rates of the HELOCs are as assumed. Any difference between such assumptions and the actual characteristics and performance of the HELOCs, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the [    ] Notes to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of [       ].

Subject to the foregoing discussion and assumptions, the tables set forth on Annex B-2 hereto indicate the weighted average lives of the [    ] Notes and set forth the percentages of the initial Class Principal Amounts of the [    ] Notes that would be outstanding after each of the Payment Dates shown at various percentages of [       ].

The weighted average life of a [    ] Note is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the [    ] Note to the related Payment Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

Material Federal Income Tax Considerations

Tax Classification of the Trust and of the Notes

In the opinion of [McKee Nelson LLP] [Dechert LLP] [Heller Ehrman LLP], assuming compliance with the Agreements, for U.S. federal income tax purposes, the Notes will be classified as debt instruments. In addition, the Owner Trustee, on behalf of the Trust, will agree, and beneficial owners of the Notes will agree by their purchase of Notes, to treat the Notes as debt instruments for U.S. federal income tax purposes.

In the opinion of [McKee Nelson LLP] [Dechert LLP] [Heller Ehrman LLP], assuming compliance with the Agreements, for U.S. federal income tax purposes, the Trust will not be classified as an association taxable as a corporation, a publicly traded partnership or a taxable mortgage pool.

Tax Consequences to Holders of the Notes

Interest Income on the Notes.  The Notes may be treated as having been issued with OID. The beneficial owner of a note must include any OID with respect to such note in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives any cash currently attributable to such OID. See “Material Federal Tax Considerations—Taxation of Securities Treated as Debt Instruments—Election to Treat All Interest as OID” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount or bond premium, if any, will be a rate equal to [     ]% of CPR with respect to the HELOCs. See “Yield, Prepayment and Weighted Average Life” above. No representation, however, is made as to the rate at which principal payments or recoveries on the home equity lines of credit actually will occur.

Possible Alternative Treatments of the Notes.  If, contrary to the opinion of [     ], the IRS successfully asserted that a class of notes did not represent debt instruments for U.S. federal income tax purposes, those notes might be treated as equity interests in the trust. If a class of notes represented equity in the trust, payments of interest on that class of notes to a foreign person generally would be subject to U.S. tax and withholding requirements.

State and Local Income Tax Considerations

In addition to the federal income tax consequences described under “Material Federal Income Tax Considerations” above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the offered securities. State and local  income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

Legal Investment Considerations

[The Offered Notes will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Offered Notes.]

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors are encouraged to consult their own legal advisors to determine whether and to what extent the Offered Notes may be purchased by them.  See “Legal Investment Considerations” in the Prospectus.

Use of Proceeds

The net proceeds from the sale of the Offered Notes will be applied by the Depositor, or an affiliate thereof, toward the purchase of the HELOCs. The HELOCs will be acquired by the Depositor from the Seller in a privately negotiated transaction.

ERISA Considerations

A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or the Code should carefully review with its legal advisors whether the purchase or holding of Notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See “ERISA Considerations” in the accompanying Prospectus.

Underwriting

Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter(s), the Depositor has agreed to sell to the Underwriter(s), and the Underwriter(s) [has/have] agreed to purchase from the Depositor, all of the Offered Notes [as expressed as a portion of Class Principal Amount or Class Notional Amount, as applicable, as set forth below].

[The allocation among the Underwriter(s) to be provided.]

The distribution of the Offered Notes by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect the transactions by selling the Notes to or through dealers, and the dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Notes may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Act. The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[    ].

Lehman Brothers Inc. has entered into an agreement with the Depositor to purchase the Class [     ] Notes simultaneously with the purchase of the Offered Notes, subject to certain conditions.

Lehman Brothers Inc. is an affiliate of the Depositor, [the Seller,] [one of the Servicers] [and the Master Servicer].

Legal Matters

Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriter by [McKee Nelson LLP, Washington, D.C.] [Dechert LLP, New York, New York] [Heller Ehrman LLP, Seattle, Washington].

Ratings

It is a condition to the issuance of the Offered Notes that they have the applicable rating or ratings by [    ], [    ] and [    ] indicated under “Initial Note Ratings” in the table on page S-1.

The ratings of “AAA” and “Aaa” are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Offered Notes of payments in the amount of scheduled payments on the HELOCs. The rating takes into consideration the characteristics of the HELOCs and the structural and legal aspects associated with the Offered Notes. The ratings do not take into consideration any of the tax aspects associated with the Offered Notes. The ratings on the Offered Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Notes might suffer a lower than anticipated yield due to prepayments.

[The ratings do not address the likelihood that any Basis Risk Shortfall or Unpaid Basis Risk Shortfall will be paid to Noteholders.]

There will be no arrangements to have the ratings monitored while the Notes are outstanding.

The security ratings assigned to the Offered Notes should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Offered Notes by any rating agency other than those described above; there can be no assurance, however, as to whether any other rating agency will rate the Offered Notes or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Notes could be lower than the respective ratings assigned by the Rating Agencies described above.

Glossary of Defined Terms

80+ LTV Loans	First Lien HELOCs having original Loan-to-Value Ratios in excess of 80%.
Accrual Period	For each class of [ ] and each Payment Date, the period beginning on [ ] and ending on [ ].
[Additional Mortgage Assets	Any additional mortgage assets to be added to the Trust during the Revolving Period, as described under “Acquisition by the Trust of Additional Mortgage Assets.”]
Adjustable Rate HELOCs	HELOCs for which the related mortgage note provides for adjustment of the applicable Mortgage Rate, as described under [“Description of the Mortgage Pool—Adjustable Rate HELOCs” and “—The Indices.”]
Adjustment Date	With regard to the Adjustable Rate HELOCs, each date on which the related Mortgage Rate is adjusted in accordance with the terms of the related mortgage note.
Administration Agreement	The administration agreement dated as of [ ], among [ ].
Advance

An advance of funds which [     ] is generally obligated to make with respect to delinquent payments of principal and interest on the HELOCs, based on an interest rate adjusted to the related Mortgage Rate less the related Servicing Fee Rate.

Aggregate Overcollateralization Release Amount	[ ]
Applied Loss Amount

For any Payment Date, after giving effect to all Realized Losses incurred with respect to the HELOCs during the related Collection Period and payments of principal on such Payment Date, the amount by which the [    ] exceeds [     ].

Balloon Loans

Any HELOC that provides for (1) equal monthly Scheduled Payments that will not reduce the Scheduled Principal Balance of the HELOC to zero at its maturity date and (2) a larger monthly payment due at its maturity date equal to the unpaid Scheduled Principal Balance of that HELOC, with interest thereon.

Balloon Payments	Final payments on Balloon Loans due on their maturity dates that are significantly larger than other monthly payments.
Basis Risk Payment

For any Payment Date, the sum of (1) any Basis Risk Shortfall for such Payment Date, (2) any Unpaid Basis Risk Shortfall for such Payment Date and (3) any Required Reserve Fund Amount (as specified in the Transfer and Servicing Agreement) for such Payment Date.

Basis Risk Reserve Fund	A reserve fund into which any amount of [ ] is deposited in order to pay Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls.
Basis Risk Shortfall

For each Payment Date and any class of [     ], the amount, if any, by which the amount calculated under the applicable Interest Rate formula exceeds the amount calculated under the applicable Net Funds Cap for such class.

BBA	The British Bankers’ Association.
Beneficial Owner	Any person acquiring an interest in a Book-Entry Note.
Book-Entry Notes	The Notes, other than any Definitive Note.
Business Day	Generally any day other than a Saturday or Sunday or a day on which banks in [ ] are closed.
Cap Contract	A limited recourse notional principal contract.
Carryforward Interest	For any class of [ ] and any Payment Date, the sum of [ ].
Certificate Account	The certificate account maintained by or on behalf of the Trust Administrator for the benefit of the Trust and the Residual Holder.
Class Principal Amount	For any class of [ ], the aggregate of the Note Principal Amounts of all notes of that class.
Clearstream Luxembourg	Clearstream Banking Luxembourg.
Clearstream Luxembourg Participants	Participating organizations that utilize the services of Clearstream Luxembourg.
Closing Date	[ ]
Code	The Internal Revenue Code of 1986, as amended.
Collection Account	The collection account maintained by the Master Servicer established in the name of the Indenture Trustee and for the benefit of the Securityholders.
Collection Period

For any Payment Date, the [      ] period beginning on the [      ] day of the [      ] month immediately preceding the month in which such Payment Date occurs and ending on the [      ] day of the month in which such Payment Date occurs.

Combined Loan-to-Value Ratio

For any HELOC at any date of determination, the ratio of the credit limit of such HELOC at the date of determination, plus the principal balance of each HELOC senior thereto based upon the most recent information available to the Seller, to (a) the appraised value of the Mortgaged Property , or (b) in the case of a Mortgaged Property purchased within one year of origination of such HELOC, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale.

Compensating Interest

For any applicable Payment Date and prepayments in full or in part, the amount required to be paid by [     ] in respect of any resulting Prepayment Interest Shortfalls up to an amount equal to the aggregate of the Servicing Fees received on the HELOCs serviced by it.

Credit Line Agreement	With respect to any HELOC, the related home equity line of credit agreement and promissory note executed by the related borrower and any amendment or modification thereof.
Credit Scores

Statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower’s credit worthiness. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a home equity line of credit. Furthermore, Credit Scores were not developed specifically for use in connection with origination of home equity lines of credit, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of home equity line of credit characteristics on the probability of repayment by the borrower. The Credit Scores set forth in the tables in Annex A were obtained at either the time of origination of the related HELOC or more recently. Neither the Depositor nor [any of] the Originator[s] makes any representations or warranties as to the actual performance of any HELOC or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the HELOC according to its terms.

Current Interest	For any class of [ ] and any Payment Date, the aggregate amount of interest accrued at the applicable Interest Rate during the [ ].
Custodial Agreements	The custodial agreements, each between [ ] and [ ].
Custodians	On the Closing Date [ ], each in [its] capacity as a custodian, or any successor thereto.
Cut-off Date	[ ]
Cut-off Date Balance	The Scheduled Principal Balances of the HELOCs as of the Cut-off Date.
Deferred Amount	For each Payment Date and for each class [ ], the amount by which [ ].
Definitive Note	A physical note representing any Note.
Deposit Date	The Business Day immediately preceding each Payment Date.
Designated Telerate Page

The Moneyline Telerate Service page 3750, or such other page as may replace page 3750, or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars.

Distressed HELOC	Any HELOC which becomes more than [90] days delinquent or for which [ ] has accepted a deed in lieu of foreclosure.
DTC	The Depository Trust Company.
ERISA	The Employee Retirement Income Security Act of 1974, as amended.
ERISA Restricted Offered Note	An Offered Note which does not have a rating of BBB- or above or Baa3 or above at the time of its acquisition by a Plan.
Euroclear	The Euroclear System.
Euroclear Participants	Participating organizations that utilize the services of Euroclear.
First Lien HELOCs	HELOCs secured by mortgages or deeds of trust or similar security instruments creating a first lien on the related Mortgaged Property.
Fixed Rate HELOCs	HELOCs for which the related mortgage note provides for a fixed Mortgage Rate for the entire amortization term of those HELOCs.
Global Securities	The globally offered Notes.
Gross Margin	For Adjustable Rate HELOCs, the interest rate margin specified in the related mortgage note.
Holder	The holder of any Note or Ownership Certificate.
HELOCs	The home equity lines of credit included in the Trust Fund as of the Closing Date.
Indenture	The indenture dated as of [ ], among [ ].
Indenture Default	The events of default under the Indenture as described under “The Trust Agreement, Indenture and Administration Agreement—Certain Matters under the Agreements” in this prospectus supplement.
Indenture Trustee	[ ], or any successor thereto.
Index	The index applicable to any Adjustable Rate HELOC, based on [Six-Month LIBOR] or [One-Year CMT].
Initial Cap	For any Adjustable Rate HELOC, a fixed percentage specified in the related mortgage note beyond which the related Mortgage Rate generally will not increase or decrease on the first Adjustment Date.
Insurance Proceeds	Any amounts paid by an insurer under any standard hazard insurance policy, flood insurance policy or any other insurance policy relating to the HELOCs or related Mortgaged Properties.
Interest Rate	[ ]
Interest Remittance Amount	For any Payment Date and any Mortgage Pool, an amount equal to [ ].
Interest-Only HELOCs

HELOCs that provide for payment of interest at the related Mortgage Rate, but no payment of principal, for the period specified in the related mortgage note following the origination of the related HELOC.

IRS	The Internal Revenue Service.
Issuing Entity	[ ]
LIBOR	The London Interbank Offered Rate.
LIBOR Business Day	Any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.
LIBOR Determination Date	The [ ] LIBOR Business Day preceding the commencement of each Accrual Period.
Liquidated HELOC

In general, a defaulted HELOC as to which [     ] has determined that all amounts that it expects to recover in respect of such HELOC have been recovered (exclusive of any possibility of a deficiency judgment).

Loan-to-Value Ratio

For any HELOC at any date of determination, the ratio of the credit limit of such HELOC at the date of determination, to (a) the appraised value of the Mortgaged Property, or (b) in the case of Mortgaged Property purchased within one year of origination of such HELOC, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale.

Maturity Date	The Payment Date in [ ].
Maximum Interest Rate	[ ]
Maximum Rate	For any HELOC, the rate specified in the related mortgage note which the related Mortgage Rate will never exceed.
Minimum Rate	For any HELOC, the rate specified in the related mortgage note which the related Mortgage Rate will never be less than.
Monthly Excess Cashflow	For any Payment Date, [ ].
Monthly Excess Interest	Any remaining Interest Remittance Amounts from [ ].
Mortgage Assets	The HELOCs and [list any other mortgage assets to be included] included in the Trust as of the Closing Date.
Mortgage Rate	For any HELOC, its applicable interest rate as determined in the related mortgage note as reduced by any application of the Relief Act.
Mortgaged Property	The real property securing a HELOC.
Net Funds Cap	For each Payment Date , an annual rate equal to [ ].
Net Liquidation Proceeds

All amounts, net of (1) unreimbursed expenses and (2) unreimbursed Advances and servicing advances, received and retained in connection with the liquidation of defaulted HELOCs, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Noteholders by foreclosure or deed in lieu of foreclosure.

Net Prepayment Interest Shortfall	Any Prepayment Interest Shortfalls not funded by the Servicer.
Note Payment Account	A note payment account maintained by [ ] on behalf of the Noteholders.
Note Principal Amount

For any [     ] as of any Payment Date, its initial Note Principal Amount as of the Closing Date, as reduced by all amounts previously distributed on that Note in respect of principal prior to such Payment Date.

Noteholder	Any person acquiring a beneficial ownership interest in any Note.
Notes	The [ ].
Offered Notes	The [ ].
OID	Original issue discount.
One-Month LIBOR	The average of the interbank offered rates for one-month U.S. dollar deposits in the London market.
One-Year CMT

The weekly average yield on United States treasury security adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15(519) and most recently available as of the date 45 days before the related Adjustment Date.

Originators	The originators of the HELOCs.
Optimal Interest Remittance Amount	For each Payment Date, the product of [ ].
Overcollateralization Amount	[ ]
Overcollateralization Deficiency	[ ]
Ownership Certificate	The single ownership certificate that evidences the equity ownership in the Trust.
Owner Trustee	[ ], or any successor thereto.
Participant	Participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.
Participation Interests

A participation interest in certain Mortgage Assets, established under a participation agreement.  Each participation interest will represent an entitlement to interest and principal payments on a single Mortgage Asset.

Payment Date	[ ]
Periodic Cap

For any Adjustable Rate HELOC, the fixed percentage specified in the related mortgage note above and below which the related Mortgage Rate will not be adjusted on any Adjustment Date, except for the first Adjustment Date.

Plan	Any employee benefit plan or other retirement arrangement that is subject to ERISA or to Section 4975 of the Code.
Pool	[ ]
Pool Balance	For any Mortgage Pool as of any date of determination, the aggregate of the Scheduled Principal Balances of the HELOCs in such Mortgage Pool as of such date.
Prepayment Interest Excess	For any HELOC, any excess of any interest received on that HELOC over one month’s interest at the Net Mortgage Rate.
Prepayment Interest Shortfall

The amount by which one month’s interest at the Mortgage Rate (as reduced by the related Servicing Fee Rate) on a HELOC as to which a voluntary prepayment has been made in the month preceding the month in which such prepayment is paid to Noteholders exceeds the amount of interest actually received in connection with such prepayment.

Prepayment Period	For each Payment Date for a prepayment [in part or in full], the [calendar month] immediately preceding the month in which such Payment Date occurs.
[Principal Payment Amount	For any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the amount, if any, by which [ ].]
[Principal Payment Amount	For each Mortgage Pool for any Payment Date, an amount equal to [ ].]
Principal Remittance Amount	For each Mortgage Pool and for any Payment Date, an amount equal to [ ].
Priority Class or Classes	The Class or Classes of Notes at any time outstanding that has the highest priority of payment of interest.
PTCE 95-60	Prohibited Transaction Class Exemption 95-60.
PTE	A Prohibited Transaction Exemption granted by the U.S. Department of Labor.
Purchase Price	An amount equal to the sum of [ ].
Rating Agencies	Each of [ ].
Realized Loss	The excess of the outstanding principal balance of a Liquidated HELOC over the related Net Liquidation Proceeds, to the extent allocable to principal.
Relevant Depositary	[ ] as depositary for Clearstream Luxembourg, and [ ] as depositary for Euroclear, individually.
Relief Act	The Servicemembers Civil Relief Act and similar state or local laws.
Relief Act Reduction	Any reduction of the applicable Mortgage Rate by application of the Relief Act.
Residual Holder	The holder of the Ownership Certificate.
[Revolving Account	An account maintained by [ ] on behalf of the Noteholders for the purposes of acquiring Additional Mortgage Assets.]
[Revolving Period	The period from and including the Payment Date in [ ] and ending on the Payment Date in [ ].]
Sale Agreements	The transfer agreements pursuant to which [ ] purchased one or more of the HELOCs directly from the Transferors.
Sale and Assignment Agreement	The home equity line of credit sale and assignment agreement dated as of [ ], between the Seller and the Depositor.
Sale Date	The date on which a HELOC was purchased by the [ ] pursuant to the related Sale Agreement.
Scheduled Payment	The monthly scheduled payment of interest and principal specified in the related mortgage note for the HELOC.
Scheduled Principal Balance

For any HELOC as of any date of determination, an amount generally equal to its outstanding principal balance as of the Cut-off Date after giving effect to Scheduled Payments due on or before such date, whether or not received, as reduced by (1) the principal portion of all Scheduled Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period immediately preceding such date of determination. The Scheduled Principal Balance of a Liquidated HELOC will be equal to zero.

Second Lien HELOCs	HELOCs secured by mortgages or deeds of trust or similar security instruments creating a junior lien on the related Mortgaged Property.
Securities	Collectively, the Notes and the Ownership Certificate.
Securities Act	The Securities Act of 1933, as amended.
Securityholder	A holder of a Security.
Seller	[ ]
Servicer Remittance Date	The [ ] day of each month.
Servicer	On the Closing Date, [ ] and any other Servicer servicing the HELOCs.
Servicing Account	A custodial account maintained by each Servicer established in the name of Indenture Trustee.
Servicing Agreement	The servicing agreement, between the Seller and the Servicer.
Servicing Fee	For each HELOC, a monthly fee paid to each Servicer out of interest collections received from the related HELOC calculated at the Servicing Fee Rate on the outstanding principal balance of each HELOC.
Servicing Fee Rate	[ ]
Six-Month LIBOR	The average of the interbank offered rates for six-month U.S. dollar deposits in the London market, calculated as provided in the related mortgage note.
Six-Month LIBOR HELOCs	Adjustable Rate HELOCs providing for semi-annual adjustment of the related Mortgage Rate based on Six-Month LIBOR.
SMMEA	The Secondary Mortgage Market Enhancement Act of 1984, as amended.
Stepdown Date	The earlier of (x) [ ] or (y) [ ].
Subsequent Recovery	Any amount recovered with respect to a Liquidated HELOC for which a Realized Loss has been incurred after liquidation and disposition of such HELOC.
Substitution Amount

Generally equal to the amount, if any, by which the Scheduled Principal Balance of a HELOC required to be removed from a Mortgage Pool due to a breach of a representation or warranty or defective documentation exceeds the principal balance of the related substitute HELOC, plus unpaid interest accrued thereon, any unpaid Advances or servicing advances, unpaid Servicing Fees (and related interest) and the costs and damages incurred by the Trust in respect of such removed HELOC as a result of violations of any applicable federal, state or local predatory or abusive lending law with respect to such HELOC.

Target Amount	For any Payment Date, an amount equal to [ ].
Tax Counsel	[ ]
Transfer and Servicing Agreement	The transfer and servicing agreement dated as of [ ], among [ ].
Transferors	The various entities from which the [ ] purchased HELOCs pursuant to the Sale Agreements.
Transferred HELOCs	The HELOCs purchased by [ ] from various Transferors under the Sale Agreements.
Trust	The trust created pursuant to the Trust Agreement.
Trust Accounts	The Note Payment Account, the Servicing Accounts, the Basis Risk Reserve Fund, the Collection Account, [the Trust Administration Account] and [ ].
[Trust Administration Account ]	[The trust adminstration account maintained by the Trust Administrator for the benefit of the Noteholders.]
Trust Agreement	The trust agreement dated as of [ ], among [ ].
Trust Estate	The HELOCs and the other assets of the Trust and proceeds therefrom.
Underwriter	[ ]
Underwriting Agreement	Collectively, the underwriting agreement and the terms agreement between the Depositor and the Underwriter.
Underwriting Guidelines	The underwriting guidelines established by the Originator, in accordance with which the HELOCs have been originated or acquired by the Originator.
Unpaid Basis Risk Shortfall

For any class of [     ] on any Payment Date, the aggregate of all Basis Risk Shortfalls for such class remaining unpaid from all previous Payment Dates, together with interest thereon at the applicable Interest Rate, computed without regard to the applicable Net Funds Cap, but limited to a rate no greater than the applicable Maximum Interest Rate.

[The following Annexes are incorporated by reference
into this prospectus supplement.]

 Annex A:
Certain Characteristics of the HELOCs

The following tables set forth certain information as of the Cut-off Date, for the HELOCs, in each case having the stated characteristics shown in the tables in each range. As used in these tables, the “non-zero weighted average” of any characteristic of the HELOCs will not include in such weighted average those HELOCs which do not have that characteristic (or for which that characteristic cannot be determined). (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

Property Types

Property Type	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Cut-Off Date Scheduled Principal Balances

Range of Scheduled Principal Balances ($)	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The average Scheduled Principal Balance is approximately $[           ].

Mortgage Rates

Range of Mortgage Rates (%)	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The weighted average Mortgage Rate is approximately [    ]%.

Type of Mortgage Rates

Type of Mortgage Rates	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%
Fixed
Adjustable (Six Month LIBOR)
Adjustable (One Year CMT)

Total			$100.00%

The weighted average Mortgage Rate is approximately [    ]%.

Original Terms to Maturity

Range of Maturities (months)	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$

Total			$100.00%

The weighted average original term to maturity is approximately [     ] months.

Remaining Terms to Maturity

Range of Maturities (months)	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The weighted average remaining term to maturity is approximately [   ] months.

Credit Limits

Credit Limits ($)	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The aggregate credit limit of the HELOCs is [   ]%.

Credit Limit Utilization Rates

Credit Limit Utilization Rates (%)	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Loan Purposes

Loan Purposes	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Original Draw Terms

Original Draw Terms (months)	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Remaining Draw Terms

Remaining Draw Terms (months)	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Original Loan-to-Value Ratios

Range of Original Loan-to- Value Ratios* (%)	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The weighted average original Loan-to-Value Ratio is approximately [     ]%.

Geographic Distribution

State	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Loan Documentation

Loan Documentation	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Occupancy Status

Occupancy Status	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

 Annex B-1:
Assumed HELOC Characteristics

 Annex B-2:
Principal Amount Decrement Tables

Percentage of Initial Class Note Principal Amount of the Offered Notes
Outstanding at the Following Percentages of [   ]

	Class [ ] Notes
Payment Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%

Weighted Average Life in Years

__________

* Indicates a value between 0.0% and 0.5%.

 Annex [C]:
Available Combinations for Exchange

Original Notes				Exchangeable Notes
Mortgage Pool	Original Class	Original Balance(1)	CUSIP Number	Exchange Class	Maximum Original Class Principal Balance	Interest Type	Principal Type(2)	Summary Interest Rate Formula	CUSIP Number	Final Payment Date
Combination 1
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Combination 2
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

$[                ]

(Approximate)

Structured Asset Securities Corporation [     ]

Home Equity Loan Backed Notes

Structured Asset Securities Corporation

[Depositor]

[                               ]

[Sponsor and Seller]

[                               ]

[Servicer/Master Servicer]

_______________

PROSPECTUS SUPPLEMENT

[                ]

_______________

[Underwriters]

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, [                      ], 20[   ]

PROSPECTUS SUPPLEMENT

(To Prospectus dated [               ])

$[              ] (Approximate)

STRUCTURED ASSET SECURITIES CORPORATION

Mortgage Pass-Through Certificates, Series [      ]

     [                        ]

[                        ]

     Sponsor and Seller

     Issuing Entity

[                        ]

Structured Asset Securities Corporation

[Servicer/Master Servicer]

Depositor

______________________________

Consider carefully the risk factors beginning on page S-[   ] of this prospectus supplement and on page [   ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary beginning on page S-[   ] in this prospectus supplement and the index of principal terms on page [   ] in the prospectus.

The certificates will represent interests in the issuing entity only and will not represent interests in or obligations of the sponsor, the depositor or any of their affiliates or any other party.

This prospectus supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.

The issuing entity will issue certificates including the following classes offered hereby:

0

●   [      ] classes of senior certificates

1

●   [      ] classes of subordinate certificates

The classes of certificates offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, in the table under “The Offered Certificates” on page S-[   ] of this prospectus supplement.  This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table on page S-[   ] and not to the other classes of certificates that will be issued by the issuing entity as described in this prospectus supplement.

Distributions on the offered certificates will be payable [       ], as described in this prospectus supplement.  The first expected distribution date will be [        ].  Credit enhancement for the offered certificates includes [describe any credit enhancement].  [Amounts payable under [describe any derivative agreements] provided by [    ] will be applied to [describe purpose of derivative agreement(s)].] [The certificates are subject to a mandatory auction call on [    ] as described under “Description of the Mortgage Certificates—Mandatory Auction Call of the Certificates.”]

[Describe assets of the issuing entity.]  [After the closing date of this transaction, but before [     ], the issuing entity may acquire additional mortgage loans for inclusion in the mortgage pool as described at “Description of the Certificates—Conveyance of Subsequent Mortgage Loans” in this prospectus supplement.]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

[Describe underwriting arrangements.]

On or about [         ], delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of [    ].

[Underwriters]

The date of this prospectus supplement is [             ]

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates.

The information presented in this prospectus supplement is intended to enhance the general terms of the accompanying prospectus.  You should rely on the information in this prospectus supplement for the specific terms of the certificates and the offering.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with any other information.

We are not offering the certificates in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

_____________________

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

_____________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

Table of Contents

The Offered Certificates

S-1

Summary of Terms

S-6

Risk Factors

S-16

Glossary

S-32

Description of the Certificates

S-32

General

S-32

Book-Entry Registration

S-33

[Exchangeable Certificates

S-34

Distributions of Interest

S-36

[Determination of LIBOR

S-38

Distributions of Principal

S-38

Credit Enhancement

S-39

[The Residual Certificate

S-41

[Supplemental Interest Trust

S-41

Optional Purchase of the Mortgage Loans

S-42

[Mandatory Auction Call of the Certificates

S-42

Fees and Expenses of the Trust Fund

S-43

Description of the Mortgage Pool

S-44

General

S-44

[Adjustable Rate Mortgage Loans

S-47

[Multifamily and Mixed Use Loans

S-47

[Participation Interests in Mortgage Loans

S-48

[Primary Mortgage Insurance

S-48

The Mortgage Loans

S-49

[Conveyance of Subsequent Mortgage Loans

S-49

[Acquisition by the Trustee of Additional Mortgage Loans

S-51

Static Pool Information

S-52

Legal Proceedings

S-52

Affiliations

S-53

Additional Information

S-53

Underwriting Guidelines

S-54

[Originator Name]

S-54

[    ] Underwriting Guidelines

S-54

General Underwriting Guidelines

S-54

[The Master Servicer]

S-54

The Servicer

S-54

General

S-54

[Servicer Name]

S-55

Administration of the Trust Fund

S-56

Servicing and Administrative Responsibilities

S-56

Trust Accounts

S-58

Example of Distributions

S-59

Mortgage Loan Servicing

S-60

General

S-60

Servicing Accounts and the Collection Account

S-61

Reserve Accounts

S-62

Servicing Compensation and Payment of Expenses

S-62

Waiver or Modification of Mortgage Loan Terms

S-62

Prepayment Interest Shortfalls

S-63

Advances

S-63

[Primary Mortgage Insurance

S-63

Collection of Taxes, Assessments and Similar Items

S-64

Insurance Coverage

S-64

Evidence as to Compliance

S-64

[Master Servicer Default;] Servicer Default

S-64

Amendment of the Servicing Agreement

S-65

Custody of the Mortgage Files

S-65

[Optional Purchase of Defaulted Mortgage Loans

S-65

[Special Servicer for Distressed Mortgage Loans

S-66

[Pledge of Servicing Rights

S-66

The Trust Agreement

S-66

General

S-66

The Issuing Entity

S-66

The Trustee

S-67

[The Securities Administrator

S-68

Assignment of Mortgage Loans

S-68

Representations and Warranties

S-69

Certain Matters Under the Trust Agreement

S-70

Reports to Certificateholders

S-73

Voting Rights

S-76

Yield, Prepayment and Weighted Average Life

S-76

General

S-76

[Subordination of the Class [      ] Certificates

S-78

Weighted Average Life

S-79

Material Federal Income Tax Considerations

S-80

General

S-80

[Residual Certificates

S-80

Legal Investment Considerations

S-81

Use of Proceeds

S-81

ERISA Considerations

S-81

Underwriting

S-81

Legal Matters

S-82

Ratings

S-82

Glossary of Defined Terms

S-84

Annex A:  Certain Characteristics of the Mortgage Loans

S-A-1

Annex B-1:  Assumed Mortgage Loan Characteristics

S-B-1-1

Annex B-2:  Principal Amount Decrement Tables

S-B-2-1

Annex [C]:  Available Combinations for Exchange

S-C-1


The Offered Certificates

The certificates consist of the [class(es)] of certificates listed in the tables below[, together with the Class [       ] Certificates].  Only the classes of certificates listed in the tables below are offered by this prospectus supplement.

Class	[Related Mortgage Pool(s)]	Class Principal or Notional Amount(1)	Initial Interest Rate(2)	Summary Interest Rate Formula (until Initial Optional Termination Date)(3)	Summary Interest Rate Formula (after Initial Optional Termination Date)(3)	Principal Type	Interest Type	Initial Certificate Ratings
								[Name of Rating Agency]	[Name of Rating Agency]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Description of Interest Rate]	[Insert Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Description of Interest Rate]	[Insert Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Description of Interest Rate]	[Insert Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]

(1)

These balances are approximate, as described in this prospectus supplement.

(2)

Reflects the interest rate as of the closing date.

(3)

Reflects the summary interest rate formula [to be described as applicable].

The offered certificates will also have the following characteristics:

Class	Record Date	Delay / Accrual Period	Interest Accrual Convention	Final Scheduled Distribution Date	Expected Final Scheduled Distribution Date	Minimum Denominations	Incremental Denominations	CUSIP Number
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Summary of Terms

•

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the certificates, you should carefully read this entire prospectus supplement and the accompanying prospectus.

•

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•

Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included in this prospectus supplement.

•

[Whenever we refer to a percentage of some or all of the mortgage loans in the trust fund [or in any pool], that percentage has been calculated on the basis of the total scheduled principal balance of those mortgage loans as of [        ], unless we specify otherwise.  We explain in this prospectus supplement under “Description of the Certificates—Distributions of Principal” how the scheduled principal balance of a mortgage loan is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any mortgage loans, we mean the total of their scheduled principal balances determined by that method, unless we specify otherwise.]

Parties

Sponsor and Seller

[       ] will sell the mortgage loans to the depositor.

Depositor

Structured Asset Securities Corporation, a Delaware special purpose corporation, will sell the mortgage loans to the issuing entity. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 526-7000.

Issuing Entity

[       ].

Trustee

[       ].

[Securities Administrator

[       ] will be responsible for preparing monthly distribution statements and certain tax information for investors and certain tax filings for the trust fund.]

[Master Servicer

[       ] will oversee the servicing of the mortgage loans by the servicers.]

Primary Servicer[s]

On the closing date, [       ] will service approximately [       ]% of the mortgage loans.

[Credit Risk Manager

[       ] will monitor and advise the servicers with respect to default management of the mortgage loans and also prepare certain loan-level reports for the trust fund which will be available for review by certificateholders.]

Originator[s]

[       ] and [various other banks, savings and loans and other mortgage lending institutions] originated the mortgage loans to be included in the trust fund.

[Certificate Insurer

[   ] will provide a certificate guaranty insurance policy for [    ] Certificates.

[[Swap] [Cap] Counterparty

[       ].]

[Auction Administrator

[       ].]

[Mortgage Insurance Providers

On the closing date, [       ] will provide primary mortgage insurance for [   ] of the [   ] mortgage loans [with original loan-to-value ratios in excess of [   ]%].]

[Affiliations

[If the sponsor, depositor or issuing entity is an affiliate of any servicer, trustee, originator or any other transaction party, disclose such here. Also, disclose any other affiliations among transaction parties.]]

The Certificates

The certificates offered by this prospectus supplement will be issued with the initial approximate characteristics set forth under “The Offered Certificates” in the table on page S-[   ].

[The offered certificates will be issued in book-entry form.  The minimum denominations and the incremental denominations of each class of offered certificates are set forth in the table on page S-[   ].]

The certificates represent ownership interests in a trust fund, the assets of which will consist primarily of [describe assets of the trust fund] having a total principal balance as of the cut-off date, which is [       ], of approximately $[       ].  [In addition, [the supplemental interest trust] will hold an [interest rate swap agreement] for the benefit of the certificateholders.]

[The mortgage loans to be included in the trust fund will be divided into [       ] mortgage pools: [name pools].  [Describe pool assets].

[Payments of principal and interest on the Class [       ] Certificates will be based primarily on collections from the pool [    ] mortgage loans.  Payments of principal and interest on the Class [       ] Certificates will be based primarily on collections from the pool [    ] mortgage loans. Payments of principal and interest on the Class [       ] Certificates will be based on collections from [both / all] mortgage pools as described herein.]

The rights of holders of the Class [       ] Certificates to receive payments of principal and interest will be subordinate to the rights of the holders of certificates having a senior priority of payment, as described in this Summary of Terms under “—Enhancement of Likelihood of Payment on the Certificates—Subordination of Payments” below.  We refer to the Class [       ] Certificates collectively as “subordinate” certificates.  We refer to the Class [       ] Certificates collectively as “senior” certificates.

[The Class [     ] and Class [     ] Certificates are exchangeable for certain other classes of senior certificates in the combinations identified on Annex [   ] to this prospectus supplement.]

[The Class [    ] Certificates will be entitled to receive all the cash flow from the mortgage pools solely arising from prepayment premiums paid by the borrowers on certain voluntary, full and partial prepayments of the mortgage loans. Accordingly, these amounts will not be available for payments to the servicers or to holders of other classes of certificates.]

[The Class [    ] Certificates will be entitled to receive any monthly excess cashflow remaining after required distributions are made to the offered certificates.]

[The Class [       ] Certificates are not offered by this prospectus supplement.]

The offered certificates will have an approximate total initial principal amount of $[       ]. Any difference between the total principal amount of the offered certificates on the date they are issued and the approximate total principal amount of the offered certificates as reflected in this prospectus supplement will not exceed 5%.

Payments on the Certificates

Principal and interest on each class of the certificates will be payable on the [25th] day of each month, beginning in [          ].  However, if the [25th] day is not a business day, payments will be made on the [next] business day after the [25th] day of the month.

Interest Payments

Amounts Available for Interest Payments

Interest will accrue on each class of offered certificates at the applicable annual rates described below:

•

Class [       ] Certificates: [describe interest rate and any applicable caps or limitations].

[If the option to purchase the mortgage loans is not exercised by the [servicer/master servicer] on the initial optional termination date as described under “—The Mortgage Loans—Optional Purchase of the Mortgage Loans” below, then with respect to the next distribution date and each distribution date thereafter, the applicable annual rate [describe any changes in the interest rate].

See “—The Mortgage Loans—Optional Purchase of the Mortgage Loans” below.

[You will receive from each pool of mortgage loans only the payments of interest that the component parts of your class of certificates that relate to that mortgage pool are entitled to receive.  As described in this prospectus supplement, you may receive less than you are entitled to from any particular pool of mortgage loans if those mortgage loans do not generate enough interest in any particular month to pay interest due.]

[The Class [   ] Certificates are principal-only certificates and will not be entitled to payments of interest.]

See “Description of the Certificates—Distributions of Interest” in this prospectus supplement.

Priority of Interest Payments

In general, on each distribution date, the interest remittance amount, which is the amount of interest collected from the mortgage loans during the collection period related to the distribution date minus the amount of any [servicing fees][other fees], will be distributed in the following order of priority:

first, [to the Class [   ] Certificates, the amount of [   ]];

second, [to the Class [   ] Certificates, the amount of [   ]]; and

[   ], [any remaining interest after payments as described above will be paid to the certificates as [excess interest]].

[The Interest Rate Swap Agreement/Cap Agreement

[   ] will enter into an [interest rate swap agreement/cap agreement] with [       ], as [swap/cap] counterparty. Under the [interest rate swap agreement/cap agreement], [describe swap agreement].

See [   ] in this prospectus supplement.]

[A graphic illustration of interest payment priority to be provided to the extent such illustration enhances the disclosure of the interest payment priority.]

Principal Payments

Amounts Available for Principal Payments

The amount of principal payable on the [   ] certificates will be determined by (1) formulas that allocate portions of principal payments received on the mortgages loans between [mortgage pools] [different certificate classes], (2) funds received on the mortgage loans that are available to make payments on the certificates, (3) [the application of excess interest from each mortgage pool to pay principal on the certificates and (4) [the amount of principal received on the mortgage loans that is released to the residual certificate, calculated as described in this prospectus supplement].

Priority of Principal Payments

In general, on each distribution date, the principal remittance amount, which is the amount of principal collected from the mortgage loans during the collection period related to the distribution date, including prepayments, liquidation proceeds and amounts from mortgage loans repurchased from the trust fund, minus the amount of any [expenses of the trustee][other expenses], will be distributed in the following order of priority:

first, [to the Class [   ] Certificates, the amount of [   ]];

second, [to the Class [   ] Certificates, the amount of [   ]]; and

[   ], [any remaining principal after payments as described above will be paid to the certificates as [excess cashflow]].

[A graphic illustration of principal payment priority to be provided to the extent such illustration enhances the disclosure of the principal payment priority.]

Trigger Events

The manner of allocating payments of principal on the mortgage loans will differ, as described above, depending upon the occurrence of several different events or triggers:

•

[describe any applicable events or triggers];

See “Description of the Certificates — Distributions of Principal” and “Glossary of Defined Terms” in this prospectus supplement.

Limited Recourse

The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund.  The trust fund will have no other source of cash other than collections and recoveries of the mortgage loans through insurance or otherwise [if applicable, describe any cap or derivatives providing support] [if applicable, describe any pool or certificate guaranty insurance policy].  No other entity will be required or expected to make any payments on the certificates [other than [   ] with respect to the guaranty insurance policy].

Exchangeable Certificates

On each distribution date when exchangeable certificates are outstanding, principal distributions from the applicable related certificates are allocated to the related exchangeable certificates that are entitled to principal.  The payment characteristics of the classes of exchangeable certificates will reflect the payment characteristics of their related classes of regular certificates. Annex [   ] shows the characteristics of the exchangeable certificates and the combinations of certificates and exchangeable certificates.

See “Description of the Certificates—Exchangeable Certificates—Procedures" in this prospectus supplement and "Description of the Securities—Exchangeable Securities" in the prospectus for a description of exchangeable certificates and exchange procedures and fees.

Enhancement of Likelihood of Payment on the Certificates

The payment structure of this securitization includes [forms of credit enhancement to be described as applicable].  [The [   ] certificates will [be insured by a] [not be insured by any] financial guaranty insurance policy.]  [Name of financial guaranty insurance policy to be provided if applicable.]

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Credit Enhancement” in this prospectus supplement for a detailed description of the forms of credit enhancement available to the certificates.

[Subordination of Payments

Payments of interest and principal will each be made to holders of each class of offered certificates before payments are made to the holder of the [REMIC] residual certificate.  In addition, certificates with an “A” in their class designation will have a payment priority as a group over other certificates.  Class [   ] certificates will have a payment priority over class [   ] certificates, and class [   ] certificates will have a payment priority over class [   ] certificates.

These payment priorities are intended to increase the likelihood that the holders of class [  ] certificates and, to a lesser extent, the holders of class [  ] certificates, will receive regular payments of interest and principal.

See “Description of the Certificates—Credit Enhancement—Subordination” in this prospectus supplement.]

[Allocation of Losses

As described in this prospectus supplement, amounts representing losses on the mortgage loans (to the extent that those losses exceed excess interest and any overcollateralization, as described in this prospectus supplement) will be applied to reduce the principal amount of the [    ] class of certificates still outstanding that has the lowest payment priority, until the principal amount of that class of certificates has been reduced to zero.  For example, losses in excess of overcollateralization and excess interest will first be allocated in reduction of the principal amount of the Class [    ] Certificates until it is reduced to zero, then in reduction of the principal amount of the Class [    ] Certificates until it is reduced to zero.  If a loss has been allocated to reduce the principal amount of a [   ] certificate, it is unlikely that investors will receive any payment in respect of that reduction [except in the case of those certificates covered by the guaranty insurance policy as described below].

[A graphic illustration of allocation of losses to be provided to the extent such illustration enhances the disclosure of the allocation of losses.]

See “Description of the Certificates—Credit Enhancement—Application of Realized Losses” in this prospectus supplement.]

[Excess Interest

The mortgage loans bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the [    ] certificates and [   ].  This “excess interest” received from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to maintain the required level of overcollateralization.

In general, on each distribution date, any excess interest will be distributed in the following order of priority:

first, [to the Class [   ] Certificates, the amount of [   ]];

second, [to the Class [   ] Certificates, the amount of [   ]]; and

[   ], [any remaining excess interest after payments as described above will be paid to the [residual] certificates.

[A graphic illustration of any excess interest distribution to be provided to the extent such illustration enhances the disclosure of the application of excess interest.]

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Credit Enhancement—Excess Interest” in this prospectus supplement.]

[Overcollateralization

On the closing date, the total principal balance of the mortgage loans in the trust is expected to exceed the total principal amount of the certificates by approximately $[    ], which represents [    ]% of the total principal balance of the mortgage loans in the trust fund as of [    ].  This condition is referred to in this prospectus supplement as “overcollateralization.”  Thereafter, to the extent described in this prospectus supplement, a portion of excess interest may be applied to pay principal on the certificates to the extent needed to maintain the required level of overcollateralization.  We cannot, however, assure you that sufficient interest will be generated by the mortgage loans to maintain any level of overcollateralization.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Credit Enhancement—Overcollateralization” in this prospectus supplement.]

[Limited Cross-Collateralization

Under certain limited circumstances, principal payments on the mortgage loans in [a pool] may be distributed as principal to holders of the [   ] certificates corresponding to [another pool or pools].

If the [   ] certificates relating to one pool have been retired, then principal payments on the mortgage loans relating to the retired [   ] certificates will be distributed to the remaining [   ] certificates of the other [pool or pools], if any, before being distributed to the [   ] certificates.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Distributions of Principal” in this prospectus supplement.]

[Primary Mortgage Insurance

[Approximately [    ]% of the first lien mortgage loans with original loan-to-value ratios in excess of [80]% are covered by existing borrower-paid primary mortgage insurance policies.]  [On the closing date, [   ] loan-level primary mortgage insurance policies will be obtained on behalf of the trust fund from [    ] in order to provide initial primary mortgage insurance coverage for approximately [    ]% of those first lien mortgage loans with original loan-to-value ratios in excess of [80]%.  However, these primary mortgage insurance policies will provide only limited protection against losses on defaulted mortgage loans.

See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement—Primary Mortgage Insurance” and “Description of the Mortgage Pool—Primary Mortgage Insurance” in this prospectus supplement.]

[Interest Rate Swap Agreement

Any net swap payment received under the [interest rate swap agreement] will be applied to pay interest shortfalls, maintain overcollateralization and cover losses, as described in this prospectus supplement.

See “Description of the Certificates—Supplemental Interest Trust—Interest Rate Swap Agreement” and “—Application of Deposits and Payments Received by the Supplemental Interest Trust” in this prospectus supplement.]

[[Certificate] [Pool] Insurance Policy

The [   ] [certificate][pool] guaranty insurance policy will guarantee certain interest and principal payments to holders of [   ] Certificates under the instances described in this prospectus supplement.  [No other classes of certificates will benefit from the certificate guaranty insurance policy.]

For information about [   ] and for a more detailed discussion of the [   ] guaranty insurance policy, see “The [Certificate] [Pool] Insurance Policy” in this prospectus supplement.

Fees and Expenses

Before payments are made on the certificates, the servicer will be paid a monthly fee calculated either as [    ]% annually.

[In addition, the providers of the loan-level primary mortgage insurance policies will be paid an annual percentage of the principal balance of each mortgage loan insured by that primary mortgage insurance provider.  These fees will be [    ]% annually for [    ].]

The trustee will be paid [   ].

[describe other fees to be paid to any master servicer, securities administrator and credit risk manager, as applicable].

In each case, the fees described above will be paid to the related party from amounts received on the mortgage loans, before payments of any amounts to certificateholders. The [servicer’s] fees will be paid prior to the payment of other fees. [The other parties will be paid their fees simultaneously on a proportionate basis.]

Expenses of the servicer[, the custodians, the master servicer and the securities administrator] will be reimbursed before payments are made on the certificates.  Expenses of the trustee will be reimbursed up to $[    ] annually before payments of interest and principal are made on the certificates; any additional unpaid expenses above $[    ] in any year will be paid to the trustee to the extent of any remaining interest remittance amount after all payments of interest on the certificates.

See “Fees and Expenses of the Trust Fund” in this prospectus supplement.

Final Scheduled Distribution Date

The final scheduled distribution date for the offered certificates will be the applicable distribution date specified in the table on page S-[   ].  The final scheduled distribution date for the [      ] certificates is based upon [      ].  The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially earlier, than the applicable final scheduled distribution date.

[The NIMS Insurer

One or more insurance companies, referred to herein collectively as the NIMS Insurer, may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust or other special purpose entity and secured by all or a portion of the [   ] Certificates.  In that event, the NIMS Insurer will be able to exercise rights which could adversely affect certificateholders.

We refer you to “Risk Factors—Rights of the NIMS Insurer May Affect Certificates” in the prospectus for additional information concerning the NIMS Insurer.]

The Mortgage Loans

On the closing date, which is expected to be on or about [     ], the assets of the trust will consist primarily of [one pool] [pools of] [describe mortgage pool(s)] mortgage loans with a total principal balance as of the cut-off date of approximately $[    ].  The mortgage loans will be secured by [mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages].

The depositor expects that the mortgage loans will have the following characteristics as of the cut-off date:

[Aggregate] [Pool __ ] Mortgage Loan Summary

	Range or Total	Weighted Average	Total Percentage(1)

Number of Mortgage Loans
Number of Fixed Rate Mortgage Loans
Number of Adjustable Rate Mortgage Loans
Total Scheduled Principal Balance
Scheduled Principal Balances
Mortgage Rates
Original Terms to Maturity (in months)
Remaining Terms to Maturity (in months)
Original Combined Loan-to-Value Ratios
Number of Second Lien Mortgage Loans
Number of Interest-Only Mortgage Loans
Number of Balloon Mortgage Loans
Geographic Distribution in Excess of 10.00% of the Total Scheduled Principal Balance:
Number of Mortgage Loans in [ ]
Number of Mortgage Loans in the Maximum Single Zip Code Concentration
Credit Scores
Number of Mortgage Loans with Prepayment Premiums at Origination
Gross Margins(2)
Maximum Mortgage Rates(2)
Minimum Mortgage Rates(2)
Months to Next Mortgage Rate Adjustment(2)
Initial Caps(2)
Periodic Caps(2)

(1)

Percentages calculated based on the total principal balance of the mortgage loans.

(2)

The weighted average is based only on the adjustable rate mortgage loans in [   ] pool[s].

[In addition, approximately [   ] mortgage loans, with a total principal balance as of the cut-off date of approximately $[         ], which represents approximately [    ]% of the mortgage loans, are represented by participation interests in mortgage loans.  The depositor expects that the participation interests will have the following characteristics as of the cut-off date:  [         ].]

[The mortgage loans were generally originated or acquired in accordance with underwriting guidelines that are [less strict than][in accordance with] Fannie Mae and Freddie Mac guidelines. [As a result, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards.]]

[The mortgage loans held by the trust will not be insured or guaranteed by any government agency.]

[None of the mortgage loans in the trust fund will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.]

Servicing of the Mortgage Loans

[The mortgage loans will be master serviced by [       ].  The master servicer will oversee the servicing of the mortgage loans by the servicer[s].]  Primary servicing may subsequently be transferred to servicers other than the initial servicer[s], in accordance with the trust agreement and the servicing agreement, as described in this prospectus supplement.

[[    ] will retain certain rights relating to the servicing of the mortgage loans, including the right to terminate and replace any servicer, at any time, without cause, in accordance with the terms of the trust agreement and the applicable servicing agreement, which, among other things, generally requires payment of a termination fee.]

See “The Master Servicer,” “The Servicer” and “Mortgage Loan Servicing” in this prospectus supplement.

[The Pre-Funding Arrangement

On the closing date, approximately $[         ], which represents [         ]% of the mortgage pool assets, will be deposited by [        ] in a pre-funding account maintained by [          ].  It is intended that additional subsequent mortgage loans will be sold to the trust fund by the depositor from time to time, from [       ] until [       ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional mortgage loans if applicable.]]

[See “Description of the Mortgage Pools—Conveyance of Subsequent Mortgage Loans” in this prospectus supplement.]

[The Revolving Period

On each distribution date during the revolving period (i.e. from the closing date until [    ]), the depositor may direct the trustee to purchase from the depositor for inclusion in the trust fund additional mortgage loans, up to an aggregate maximum purchase price of $[    ] , which represents approximately [    ]% of the total principal balance of the mortgage pool[s] as of the cut-off date.  If the depositor so directs, the [trustee] [securities administrator]will deposit all or a portion of the amount of [interest] [principal] payable on the mortgage loans [from each mortgage pool] that would otherwise be made to certificateholders into a separate revolving account established for the [related] mortgage pool, and will apply deposits in the revolving account to fund the purchase of those additional mortgage loans [to be included in that mortgage pool], provided certain other conditions are satisfied at the time of purchase.  Funds on deposit in the revolving account may only be applied to acquire additional mortgage loans for the [related] mortgage pool.  The additional mortgage loans will have the same general characteristics as the [related] mortgage pool described in this prospectus supplement.

[See “Description of the Mortgage Pools—Acquisition by the Trustee of Additional Mortgage Loans” in this prospectus supplement.]

Optional Purchase of the Mortgage Loans

[               ], [with the prior written consent of [     ], which consent may not be unreasonably withheld,] may purchase the mortgage loans and the other assets of the trust fund on or after the initial optional termination date, which is the distribution date following the month in which the total principal balance of the mortgage loans [(determined in the aggregate rather than by pool)] declines to less than [   ]% of the initial total principal balance of the mortgage loans as of the cut-off date.  If [            ] does not exercise that option, [           ]  may purchase the mortgage loans.

[If the mortgage loans in any pool and the other assets of the pool are purchased, the certificateholders of the related classes of certificates will be paid [   ].]

[If the option to purchase the mortgage loans is not exercised on the initial optional termination date, then, beginning with the next distribution date and thereafter, the interest rates on the offered certificates will be increased as described in the table on page S-[  ].]

See “Description of the Certificates—Optional Purchase of Mortgage Loans” in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans upon an optional purchase.  [See “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments” in this prospectus supplement for a description of the increased interest rates to be paid on the certificates after the initial optional termination date.]

Mandatory Auction Call of the Certificates

On [               ], [       ] will act as auction administrator and will solicit bids for purchase of the certificates in the secondary market from dealers and institutional investors.  If bids are received for the entire amount of the certificates subject to the mandatory auction, then the auction will have been successful and the certificates will be sold to the highest bidders.  The mandatory auction will close if sufficient bids are received covering all of the certificates that are subject to the mandatory auction, and if the market value swap agreement covers any shortfall from par.  If these conditions are not met, then the auction will have failed and the original investors will retain their certificates.  If these conditions are met, then the auction will close, and the original investors will be obligated to tender their certificates and will receive the required par purchase price.

See “Description of the Certificates—Mandatory Auction Call of the Certificates” in this prospectus supplement for a description of the terms of a mandatory auction.]

[Financing

An affiliate of Lehman Brothers Inc. has provided financing for certain of the mortgage loans. A portion of the proceeds of the sale of the certificates will be used to repay the financing.]

Tax Status

[To be described as applicable.]

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

[To be provided as applicable.]

ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans.  Because of the complexity of regulations that govern these plans, you are encouraged to consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any certificates.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The certificates will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should also consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Certificates

The certificates offered by this prospectus supplement will initially have the ratings from [       ] set forth in the table on page S-[  ].

See “Ratings” in this prospectus supplement for a more complete discussion of the certificate ratings and “Risk Factors—Ratings on the Securities are Dependent on Assessments by the Rating Agencies” in the prospectus.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered certificates.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

[Risks Related to Higher Expected Delinquencies of the Mortgage Loans]

[The mortgage loans, in general, were originated according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines, so the mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards. In particular, a significant portion of the mortgage loans in the trust fund were classified in relatively low (i.e., relatively higher risk) credit categories.

Changes in the values of mortgaged properties related to the mortgage loans may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the trust fund than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans.

See “Description of the Mortgage Pool—General” in this prospectus supplement for a description of the characteristics of the mortgage loans and “The Originators and the Underwriting Guidelines” for a general description of the underwriting guidelines applied in originating the mortgage loans.

See also “Risk Factors—Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” in the prospectus for a discussion of the risks relating to [“Alt-A”] [“subprime,” “non-prime” and “non-conforming”] mortgage loans.]

[Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates]

[The [    ] certificates will accrue interest at an interest rate that adjusts monthly based on the [one-month LIBOR] index plus a specified margin.  However, the interest rates on these [    ] certificates are subject to a limitation, generally based on the weighted average interest rate of the mortgage loans, net of certain allocable fees and expenses of the trust fund. [    ] of the mortgage loans to be included in each mortgage pool will have interest rates that either are [fixed] [or adjust semi-annually] based on a [six-month LIBOR] index, as described in “Description of the Mortgage Pool—The Indices.”

[The adjustable rate mortgage loans in each mortgage pool may also have periodic maximum and minimum limitations on adjustments to their interest rates, and all of these adjustable rate mortgage loans will have the first adjustment to their interest rates [    ] after their first payment dates. As a result, the [    ] certificates may accrue less interest than they would accrue if their interest rates were solely based on the [one-month LIBOR] index plus the specified margin.]

A variety of factors could limit the interest rates and adversely affect the yield to maturity on, and market value of, the certificates. Some of these factors are described below.
• [Describe different adjustment periods between the certificates and the mortgage assets]
• [Describe different indices between the certificates and the mortgage assets]
• [Describe a reduction of interest rates on the certificates due to net funds cap limitations]
• [Describe how the recovery of basis risk shortfalls may be limited]
• [Describe any additional interest rate or yield factors that may apply]

See “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments,” “Description of the Certificates—Distributions of Interest” and “—Credit Enhancement—Overcollateralization” in this prospectus supplement.  See also “Risk Factors—Mortgage Loan Interest Rates May Limit Interest Rates on the Variable Rate Securities” in the prospectus.  For a general description of the interest rates of the mortgage loans, see “Description of the Mortgage Pool” in this prospectus supplement.]

Risks Related to Potential Inadequacy of Credit Enhancement and Other Support

The [excess interest], [overcollateralization], [subordination], [loss allocation] and [limited cross-collateralization] features, [together with] [[Fannie Mae] [Freddie Mac] guaranties,] [primary mortgage insurance policies,] [the interest rate swap agreement] [and for the benefit of the [    ] Certificates only, the cap agreement], all as described in this prospectus supplement, are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

[Excess Interest and Overcollateralization.  On the closing date, the total principal balance of the mortgage loans will exceed the total principal amount of the [    ] certificates by approximately $[    ], which is equal to [    ]% of the aggregate principal balance of the mortgage loans as of the cut-off date. This excess is referred to in this prospectus supplement as “overcollateralization” and will be available to absorb losses. We cannot assure you, however, that the mortgage loans, [together with amounts available from the interest rate swap agreement,] will generate enough excess interest to maintain this overcollateralization level as set by the rating agencies. The following factors will affect the amount of excess interest that the mortgage loans will generate:

• [Describe the effect of prepayments]
• [Describe defaults, delinquencies and liquidations]
• [Describe increases in the index related to any mortgage risk]
• [Describe any additional factors that may apply]

See “Description of the Certificates—Credit Enhancement—Overcollateralization” in this prospectus supplement.  See also “Risk Factors—Potential Inadequacy of Credit Enhancement—Excess Interest and Overcollateralization” in the prospectus.]

[Fannie Mae and Freddie Mac Guaranties.  The assets of the trust include Fannie Mae and Freddie Mac certificates.  Although payments on Fannie Mae and Freddie Mac certificates are guaranteed by those respective agencies, these agencies’ guaranties are not backed by the full faith and credit of the United States.  Neither the United States nor any U.S. agency is obligated to finance or otherwise assist either Fannie Mae or Freddie Mac in any manner.  Therefore, if the Fannie Mae and Freddie Mac certificates do not pay as expected, you might suffer a loss on your investment in the certificates.]

[The Interest Rate Swap Agreement.  Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and repay losses. However, no amounts will be payable to the supplemental interest trust by the swap counterparty unless the floating amount owed by the swap counterparty on a distribution date exceeds the fixed amount owed to the swap counterparty. This will not occur except in periods when [one-month LIBOR] (as determined pursuant to the interest rate swap agreement) exceeds the applicable rate of payment owed by the trust fund, which will range from [    ]% to [    ]% per annum on the scheduled notional amount as described in this prospectus supplement. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization, pay interest shortfalls or repay losses on the mortgage loans.

See “Description of the Certificates—Supplemental Interest Trust—Interest Rate Swap Agreement” in this prospectus supplement.  See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]

[The Cap Agreement.  Any amounts received under the cap agreement will be applied as described in this prospectus supplement to pay certain interest amounts on the [    ] Certificates resulting from application of the applicable net funds cap. We cannot assure you that any amounts will be received under the cap agreement.

See “Description of the Certificates—Distributions of Interest—The Cap Agreement” in this prospectus supplement.]

[Subordination and Allocation of Losses.  If the applicable subordination is insufficient to absorb losses, then certificateholders will likely incur losses and may never receive all of their principal payments. You should consider the following:

•

if you buy a Class [    ] Certificate and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ] Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class [    ] Certificates by the amount of that excess;

•

if you buy a Class [    ] Certificate and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ] and Class [    ] Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class [    ] Certificates by the amount of that excess; and

•

if you buy a Class [    ] Certificate and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ], Class [    ] and Class [    ] Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class [    ] Certificates by the amount of that excess.

[Losses on the mortgage loans will not reduce the principal amount of the senior certificates.]

If overcollateralization is maintained at the required amount and the mortgage loans generate interest in excess of the amount needed to pay interest and principal on the certificates, the fees and expenses of the trust fund [and any swap payments owed to the swap counterparty], then excess interest will be used to pay you and other certificateholders the amount of any reduction in the principal amounts of the certificates caused by application of losses. These payments will be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal amount was reduced because of the application of losses.

See “Description of the Certificates—Credit Enhancement—Subordination” and “—Application of Realized Losses” in this prospectus supplement.]

[Limited Cross-Collateralization.  Principal payments on the [    ] certificates will depend, for the most part, on collections on the mortgage loans in the related mortgage pool. However, the [    ] certificates will have the benefit of credit enhancement in the form of overcollateralization and subordination from [each] mortgage pool. That means that even if the rate of losses on mortgage loans in the mortgage pool related to any class of senior certificates is low, losses in the unrelated mortgage pool[s] may reduce the loss protection for those certificates.]

[Primary Mortgage Insurance.  Approximately [    ]% of the mortgage loans are first lien mortgage loans having original loan-to-value ratios greater than 80%, calculated as described under “Description of the Mortgage Pool—General.”  Approximately[    ]% of those mortgage loans are covered by existing borrower-paid primary mortgage insurance policies. The existing borrower-paid primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to [    ]%. [In addition, on the closing date, a loan-level primary mortgage insurance policies will be acquired on behalf of the trust fund from [    ], providing initial insurance coverage for approximately [    ]% of those first lien mortgage loans with original loan-to-value ratios greater than [    ]%. Such loan-level primary mortgage insurance policy will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to approximately [    ]%.]  However, these policies will only cover first lien mortgage loans and are subject to various other limitations and exclusions. As a result, coverage may be limited or denied on some mortgage loans. In addition, since the amount of coverage under these policies depends on the loan-to-value ratio of the related mortgaged property at the inception of these policies, a decline in the value of the related mortgaged property will not result in increased coverage, and the trust may still suffer a loss on a covered mortgage loan. Accordingly, these primary mortgage insurance policies will provide only limited protection against losses on the mortgage loans.

See “Description of the Mortgage Pool—Primary Mortgage Insurance” in this prospectus supplement. See also “Risk Factors—Potential Inadequacy of Credit Enhancement” in the prospectus.]
[Effect of Creditworthiness of Primary Mortgage Insurer on Ratings of Certificates]

[The ratings assigned to the certificates by the rating agencies will be based in part on the financial strength ratings assigned to [    ], the insurer providing the primary mortgage insurance coverage described above.  [    ]’s financial strength ratings are currently “[    ]” by [    ] and “[    ]” by [    ].  However, any of these ratings could be qualified, reduced or withdrawn at any time.

Any qualification, reduction or withdrawal of the ratings assigned to [    ] could result in a reduction of the ratings assigned to the certificates, which could in turn affect the liquidity and market value of the certificates.

See “Description of the Mortgage Pool—Primary Mortgage Insurance” in this prospectus supplement.]
[Risks Related to the Interest Rate Swap Agreement]

[Any net swap payment payable to the swap counterparty under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce payments of interest on the certificates.  The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the certificates.

In the event that the trust fund, after application of all interest and principal received on the mortgage loans, cannot make the required net swap payments to the swap counterparty, a swap termination payment as described in this prospectus supplement will be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of the interest rate swap agreement will reduce amounts available for distribution to certificateholders.

See “Description of the Certificates—Distributions of Interest,” “—Distributions of Principal” and “—Supplemental Interest Trust” in this prospectus supplement.  See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]

[Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Certificates]

As of the date of this prospectus supplement, the [swap counterparty] [cap counterparty] currently has the ratings described under “Description of the Certificates—Supplemental Interest Trust—The [Swap][Cap] Counterparty.” The ratings of the [    ] certificates are dependent in part upon the credit ratings of the [swap counterparty] [cap counterparty]. If a credit rating of the [swap counterparty] [cap counterparty] is qualified, reduced or withdrawn and the [swap counterparty] [cap counterparty] does not post collateral securing its obligations under the interest rate [swap][cap] agreement or a substitute counterparty is not obtained in accordance with the terms of the interest rate [swap][cap] agreement, the ratings of the [    ] certificates may be qualified, reduced or withdrawn. In that event, the value and marketability of those certificates will be adversely affected.

See “Description of the Certificates—Supplemental Interest Trust—Interest Rate [Swap][Cap] Agreement” in this prospectus supplement.  See also “Risk Factors—Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Certificates” in the prospectus.]

[Special Risks for Certain Classes of Certificates

The [    ] Certificates are [interest-only][principal-only] certificates.  These certificates have yields to maturity (or early termination) – the yield you will receive if you hold a certificate until it has been paid in full – that are highly sensitive to prepayments on the related mortgage loans.

If you purchase the [    ] Certificates, you should consider the risk that you may receive a lower than expected yield and may not fully recover your initial investment if the mortgage loans experience a [faster][slower] than expected rate of prepayments.  Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the seller and its affiliates and the servicer, as described under “Yield, Prepayment and Weighted Average Life” in this prospectus supplement.

Exercise by the [master] servicer of its right to purchase the mortgage loans, as described under “Description of the Certificates—Optional Termination of the Trust Fund,” will adversely affect the yields on the [    ] Certificates.

See “Yield, Prepayment, and Weighted Average Life” in this prospectus supplement for a description of factors that may affect the sensitivity of these certificates’ yield to maturity.  See also “Risk Factors—Special Risks for Certain Classes of Securities” in the prospectus.]

Higher Risk of Loss on Loans Secured by Non-Owner Occupied Properties

Approximately [    ]% of the mortgage loans are secured by [single family][multifamily][mixed residential/commercial][by properties, including improved and unimproved land, held by borrowers for investment]. These mortgage loans may present a greater risk of loss, and the unimproved land may present a significantly greater risk of loss, if a borrower experiences financial difficulties, because these borrowers may be more likely to default on a mortgage loan secured by non-owner occupied property than a mortgage loan secured by property in which the borrower occupies a portion or all of the related property [or properties].

[Unimproved land generates no current income to support payment of the related mortgage loan and other expenses, may prove to be unsuitable for its intended purposes and may be difficult to sell for an amount at least equal to the unpaid principal balance of the related mortgage loan.]

[Special Default Risk of Second Lien Mortgage Loans]

[Approximately [    ]% of the mortgage loans are secured by second liens on the related mortgaged properties. These second lien mortgage loans are subordinate to the rights of the mortgagee under the related first lien mortgage loans and may present special risks upon default of any second lien mortgage loans.

See “Risk Factors—Special Default Risk of Second Lien Mortgage Loans” and “—Risks Related to Simultaneous Second Liens and Other Borrower Debt” in the prospectus.]
Risks Related to Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

Borrowers may prepay their mortgage loans in whole or in part at any time; however, approximately [    ]% of the mortgage loans require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from [    ] to[    ] after origination. These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period.

A prepayment of a mortgage loan will usually result in a payment of principal on the certificates, and, depending on the type of certificate and the price investors paid for that certificate, may affect the yield on that certificate.

[See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Unpredictability and Effect of Prepayments” in the prospectus for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.]

[Risks Related to Mortgage Loans with Interest-Only Payments]

Approximately [    ]% of the mortgage loans provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of [    ] years following origination. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the related mortgage interest rate.

The interest-only mortgage loans may present special default and prepayment risks, particularly for certificates purchased at a discount.

See “Yield, Prepayment and Weighted Average Life—General” in this prospectus supplement and “Risk Factors—Risks Related to Mortgage Loans with Interest-Only Payments” and “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.]

[Delinquencies Due to Servicing Transfer]

[As described in this prospectus supplement, servicing of approximately [    ]% of the mortgage loans initially serviced by [    ] will be transferred to one or more other servicers on or about [    ]. It is also possible that servicing of mortgage loans may be transferred in the future in accordance with the provisions of the [trust agreement] [servicing agreement] as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under the related servicing agreement, (2) the exercise by the seller of its right to terminate one or more servicers without cause upon [    ] written notice, (3) with respect to certain servicers, the occurrence of certain mortgage loss and delinquency triggers, or (4) the transfer of severely delinquent loans for servicing by a special servicer.

Disruptions resulting from servicing transfers may affect the yield of the certificates.
See “The Servicer” and “Mortgage Loan Servicing” in this prospectus supplement and “Risk Factors—Delinquencies Due to Servicing Transfer” in the prospectus.]
Risks Related to Geographic Concentration of Mortgage Loans

Approximately [    ]% of those mortgage loans are secured by properties located in [    ]. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in [    ] because certain conditions in that state will have a disproportionate impact on the mortgage loans in general.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Geographic Concentration of the Mortgage Loans” in the prospectus. For additional information regarding the geographic concentration of the mortgage loans to be included in each mortgage pool, see the geographic distribution tables in Annex A of this prospectus supplement.

Greater Risk Involving Certain Property Types

[Approximately [   ]% of the mortgage loans are secured by liens on multifamily properties or mixed residential/commercial properties.]  [Approximately [   ]% of the mortgage loans are secured by liens on [manufactured homes / home improvement loans / cooperative dwellings]].  Mortgage loans secured by multifamily property, mixed use property, manufactured homes, home improvement loans or cooperative dwellings may result in higher losses as a result of delinquency, foreclosure or repossession than loans secured by single-family property.  If these losses are greater than expected, and credit support is not available to absorb the losses, investors in the certificates could suffer a loss on their investment.

Less Reliable Prepayment Loss and Foreclosure Information For Newly Originated Mortgage Loans

Some of the mortgage loans in the trust fund are of relatively recent origin.  As a result, reliable prepayment, loss and foreclosure statistics for these mortgage loans may not be available, and the rating agencies may have difficulty in estimating potential losses on the mortgage loans.  If losses on these mortgage loans are greater than expected, investors in the certificates may experience a loss on their investment.

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Recent Developments in the Residential Mortgage Market May Adversely Affect the Yields of the Offered Certificates

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the yield on your certificates.  Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector.  In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation.  A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

[The following two paragraphs apply only if the mortgage pool includes mortgage loans with an adjustable rate feature.]  [Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans.  Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin.  This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates.  A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing.  Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  These events, alone or in combination, may contribute to higher delinquency rates.]

See “Risk Factors—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy.  Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims.  The financial condition of a mortgage lender may also be adversely affected by the increasing rate of delinquencies and defaults on adjustable rate loans.

The inability of an originator to repurchase mortgage loans in the event of breaches of representations and warranties may affect the performance of the offered certificates.

[The following two paragraphs apply only if the mortgage pool includes subprime loans:]  [The mortgage loans in the trust fund include subprime mortgage loans, and it is possible that an originator, due to substantial economic exposure to the subprime mortgage market, for financial or other reasons may not be capable of repurchasing or substituting for any defective mortgage loans in the trust fund.  You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on your certificates.

See “Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” in the prospectus.  See also “Description of the Mortgage Pools” in this prospectus supplement for a description of the characteristics of the mortgage loans and “Origination of the Mortgage Loans and Underwriting Guidelines” for a general description of the underwriting guidelines applied in originating the mortgage loans.]

[The following paragraph applies only if the mortgage pool does NOT include subprime loans:]  The mortgage loans in the trust fund do not include subprime mortgage loans; however, many originators that underwrite prime or “alt-A” mortgage loans also underwrite subprime mortgage loans and consequently may have exposure to the subprime mortgage market.  You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on your certificates.

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Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

Violations of certain federal, state or local laws and regulations relating to the protection of consumers, unfair and deceptive practices and debt collection practices may limit the ability of the servicer to collect all or part of the principal of or interest on the related mortgage loans and, in addition, could subject the trust fund to damages and administrative enforcement.

See “Risk Factors—Violations of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans” in the prospectus.
Violation of Predatory Lending Laws/Risks Related to High Cost Loans

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust fund, as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans. If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected loans and pay any related liabilities, certificateholders could incur losses.

For a discussion of anti-predatory lending laws and the effect of any “high cost” loans on the trust fund, see “Risk Factors—Predatory Lending Laws/High Cost Loans” in the prospectus.

[Additional risk factors to be provided as applicable.]

Glossary

A glossary of defined terms used in this prospectus supplement begins on page S-[    ]. Any terms used in this prospectus supplement and not defined in the glossary are defined in the accompanying prospectus.

Description of the Certificates

General

[The Series [    ] Mortgage Pass-Through Certificates will consist of the following Classes:

•

the Class [  ] Certificates,

•

the Class [    ] Certificates, and

•

the Class R Certificate.

Only the Offered Certificates are offered hereby.]

The Certificates will evidence the entire beneficial ownership interest in the Trust Fund.  The Trust Fund will generally consist of:

•

the Mortgage Loans;

•

deposits in the Certificate Account made in respect of the Mortgage Loans;

•

property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure; and

•

any applicable insurance policies and all proceeds thereof.

[In addition, the Certificates will represent beneficial ownership interests in the Supplemental Interest Trust, the primary asset of which will be the Swap Agreement described under “—Supplemental Interest Trust—Interest Rate Swap Agreement,” and all proceeds thereof.]

Each class of Offered Certificates will be issued in the respective approximate Class Principal Amount specified in the table on page S-1 and will accrue interest at the respective Interest Rate specified in the table on page S-1 and as further described under “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments.” The REMIC residual certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described herein.  The original Class Certificate Principal Amount of the Offered Certificates may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined herein) of the Mortgage Loans is increased or decreased as described under “Description of the Mortgage Pool” herein.

Distributions on the Offered Certificates will be made on the [25th] day of each month (or, if the [25th] day is not a Business Day the next succeeding Business Day), commencing [     ], to Certificateholders of record on the immediately preceding Record Date.

[For purposes of allocating distributions of principal and interest on the Senior Certificates, (1) the Group [    ] Certificates will relate to, and generally will be limited to collections from, the Pool [    ] Mortgage Loans and (2) the Group [    ] Certificates will relate to, and generally will be limited to collections from, the Pool [    ] Mortgage Loans. However, holders of each class of [    ] Certificates will receive the benefit of Monthly Excess Interest generated by each Mortgage Pool and, to a limited extent, certain principal payments generated by the Mortgage Pool unrelated to that class. Holders of [    ] Certificates will be entitled to receive distributions based upon principal and interest collections from each Mortgage Pool, but such rights to distributions will be subordinate to the rights of the holders of the [    ] Certificates to the extent described herein.]

[The [    ] Certificates will be entitled to Monthly Excess Cashflow, if any, remaining after required distributions are made to the [    ] Certificates and to pay certain expenses of the Trust Fund (including payments to the [Swap Counterparty]). The [    ] Certificates will solely be entitled to receive all Prepayment Premiums received in respect of the Mortgage Loans from each Mortgage Pool and, accordingly, such amounts will not be available for distribution to the holders of the other classes of Certificates or to the Servicer as additional servicing compensation.  The [    ] Certificates will represent the remaining interest in the assets of the Trust Fund after the required distributions are made to all other classes of Certificates and will evidence the residual interest in the REMICs.]

[[    ] will initially hold the Class P and Class X Certificates and intends to enter into a NIMS Transaction.  The NIM Securities issued in the NIMS Transaction may be insured by a NIMS Insurer. If the NIM Securities are so insured, the NIMS Insurer will have certain rights under the Trust Agreement and the Servicing Agreement as described herein.]

Distributions on the Offered Certificates will be made on the Distribution Date to Certificateholders of record on the applicable record date specified in the table on page S-2. Distributions on the Offered Certificates will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided, that the final distribution in respect of any Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Trustee. See “The Trust Agreement—The Trustee” herein.

Book-Entry Registration

The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants. Each class of Book-Entry Certificates will be represented by one or more Global Securities that equal in the aggregate the initial Class Principal Amount of the related class registered in the name of the nominee of DTC. The Offered Certificates will be issued in minimum denominations in the principal amounts and the incremental denominations in excess thereof specified in the table on page S-2.

Beneficial Owners of the Book-Entry Certificates will hold their Certificates through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates that equal the initial Class Principal Amount of the related class of Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries names on the books of DTC. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate. Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. See “Description of the Securities—Book-Entry Registration” in the prospectus.

Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

For information with respect to tax documentation procedures relating to the Book-Entry Certificates, see “Material Federal Income Tax Considerations—Taxation of Securities Treated as Debt Instruments” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex A to in the prospectus.

[Exchangeable Certificates

General.  All or a portion of the Exchangeable Certificates may be exchanged for a proportionate interest in the related Exchangeable Certificates in the combinations shown in Annex [    ].  All or a portion of the Exchangeable Certificates may also be exchanged for the related offered certificates in the same manner.  This process may occur repeatedly.

The classes of offered certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding principal balances and notional amounts of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur.  Offered Certificates and Exchangeable Certificates in any combination may be exchanged only in the proportion that the original principal balances of such certificates bear to one another as  shown in Annex [   ].

Holders of Exchangeable Certificates will be the beneficial owners of a proportionate interest in the certificates in the related Combination Group and will receive a proportionate share of the distributions on those certificates.

Procedures.  If a Certificateholder wishes to exchange certificates, the Certificateholder must notify the [Trustee][Securities Administrator][Certificate Registrar] by [   ] at [   ] or [   ] no later than [   ] Business Days before the proposed exchange date.  The exchange date can be any Business Day other than the first or last Business Day of the month subject to the [Trustee’s][Securities Administrator’s] [Certificate Registrar’s] approval.  The notice must be on the Certificateholder’s letterhead, carry a medallion stamp guarantee and set forth the following information:  the CUSIP number of both certificates to be exchanged and certificates to be received, outstanding principal balance and/or notional amount and the original principal balance and/or notional amount of the certificates to be exchanged, the Certificateholder’s DTC participant number and the proposed exchange date.  After receiving the notice, the [Trustee][Securities Administrator][Certificate Registrar] will [e-mail] the Certificateholder with wire payment instructions relating to the exchange fee.  The Certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the Certificates.  A notice becomes irrevocable on the [    ] Business Day before the proposed exchange date.

In connection with each exchange, the Certificateholder must pay the [Trustee][Securities Administrator][Certificate Registrar] a fee equal to [   ].  In no event, however, will the fee be either less than $[    ] or greater than $[    ].

The [Trustee][Securities Administrator] will make the first distribution on an offered certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the following month to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations.  The characteristics of the Exchangeable Certificates will reflect the characteristics of the related offered certificates.  Investors should also consider a number of factors that will limit a Certificateholder’s ability to exchange offered certificates for Exchangeable Certificates and vice versa:

•

At the time of the proposed exchange, a Certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange.

•

A Certificateholder that does not own the certificates may be unable to obtain the necessary offered certificates or Exchangeable Certificates.

•

The Certificateholder of needed certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•

Certain certificates may have been purchased or placed into other financial structures and thus be unavailable.

•

Principal distributions will decrease the amounts available for exchange over time.

•

Only the combinations listed on Annex [   ] are permitted.]

Distributions of Interest

Calculation of Interest.  The amount of interest distributable on each Distribution Date in respect of each class of Offered Certificates will equal [    ] for such class and for such date. Interest will accrue on the Offered Certificates on the basis of [    ].

The Interest Rate for each class of Offered Certificates will be the applicable annual rate described under “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments.” [The Interest Rate for the Class [    ] Certificates will be the lesser of (1) LIBOR plus [    ] and (2) the Subordinate Net Funds Cap.]

[Basis Risk Shortfalls. With respect to each Distribution Date and any class of [    ] Certificates, such class will be entitled to the amount of any Basis Risk Shortfall or Unpaid Basis Risk Shortfall with interest thereon at the applicable Interest Rate (calculated without regard to the applicable Net Funds Cap) before the holders of the [    ] Certificates are entitled to any distributions. The [    ] Certificates will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall from Monthly Excess Cashflow, treated as paid from, and to the extent such funds are on deposit in, the Basis Risk Reserve Fund [and any amounts received under the Swap Agreement]. See “—Credit Enhancement—Application of Monthly Excess Cashflow” [and “—Supplemental Interest Trust—Interest Rate Swap Agreement”] below.  The source of funds on deposit in the Basis Risk Reserve Fund will be limited to (1) an initial deposit of $1,000 by the Sponsor and (2) certain amounts that would otherwise be distributed to the [    ] Certificates. Notwithstanding the foregoing, the amount of any Basis Risk Shortfall for any class of [    ] Certificates in respect of any Distribution Date may not exceed the amount, if any, by which (x) the amount payable at the applicable Maximum Interest Rate exceeds (y) the amount payable at the applicable Net Funds Cap.

The amount of Monthly Excess Cashflow distributable with respect to the [    ] Certificates on any Distribution Date will be reduced by the amount of any Basis Risk Payment not satisfied from amounts, if any, on deposit in the Basis Risk Reserve Fund.]

Interest Distribution Priorities.

The Interest Remittance Amount will be distributed on each Distribution Date concurrently, as follows:

(1)

[on any Distribution Date during the Revolving Period, to the Revolving Account, the purchase price of any Additional Mortgage Loans to be purchased on such Distribution Date;]
(2)

to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

(3)

to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

(4)

to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

(5)

to the Trustee, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Trust Agreement; and

(6)

[for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Interest Remittance Amount remaining undistributed for such Distribution Date.]

[The Cap Agreement.  As of the Closing Date, the Trustee, not individually, but solely in its capacity as Trustee of the Trust Fund, will enter into the Cap Agreement with the Cap Counterparty for the sole benefit of the [    ] Certificates.  The [Depositor] will establish the Cap Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date.  [Describe Cap Agreement.]]

[State whether the significance percentage with respect to the Cap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Cap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Cap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided.  If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

Prepayment Interest Shortfalls. When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received in the applicable Prepayment Period will be distributed to holders of the [    ] Certificates on the Distribution Date following that Prepayment Period.  To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month’s interest on the amount prepaid, a Prepayment Interest Shortfall could result.  [In contrast, in the case of a prepayment in full on a Mortgage Loan serviced by [    ] made in the same month in which such prepayment is distributed to Certificateholders, a Prepayment Interest Excess could result.]

[With respect to prepayments in full or in part, the [Master] Servicer will be obligated to pay Compensating Interest to the extent Prepayment Interest Shortfalls occur.]  See “Mortgage Loan Servicing—Prepayment Interest Shortfalls” herein.  Any Net Prepayment Interest Shortfall will reduce the Interest Remittance Amount available for distribution on the related Distribution Date.]

[Determination of LIBOR

[Description of how LIBOR is set to be provided.]

LIBOR for the first Accrual Period will be[    ]%.]

Distributions of Principal

General.  Distributions of principal on the Senior Certificates will be made primarily from the Principal Distribution Amount for the related Mortgage Pool and secondarily from the Principal Distribution Amount from the unrelated Mortgage Pool, from Monthly Excess Cashflow from each Mortgage Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below and from the Supplemental Interest Trust Amount (if any), as described under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” below. Distributions of principal on the Offered Subordinate Certificates and the Class B2 Certificates will be made primarily from the aggregate of the Principal Distribution Amounts from each Mortgage Pool after distributions of principal have been made on the Senior Certificates, and secondarily from Monthly Excess Cashflow from each Mortgage Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below and from the Supplemental Interest Trust Amount (if any), as described under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” below.

Principal Distribution Priorities.  The Principal Distribution Amount will be distributed on each Distribution Date in the following order of priority:

(1)

[on any Distribution Date during the Revolving Period, to the Revolving Account, the purchase price of any Additional Mortgage Loans to be purchased on such Distribution Date;]

(2)

to the [    ], [    ], and [    ] Certificates, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

(3)

to the [    ] Certificates, until the Class Principal Amount of such class has been reduced to zero;

(4)

to the [    ] Certificates, until the Class Principal Amount of such class has been reduced to zero; and

(5)

[for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Principal Distribution Amount remaining after application pursuant to clauses (1) through (3) above.]

Credit Enhancement

Credit enhancement for each Class of Certificates will take the form of [described as applicable]:

•

[an irrevocable letter of credit]

•

[the subordination of the Subordinate Certificates to the Senior Certificates]

•

[reserve funds]

•

[a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy]

•

[a surety bond or certificate guarantee insurance policy]

•

[the use of cross-support features]

•

[overcollateralization]

•

[excess interest]

•

[an interest rate swap agreement]

[If any credit enhancement provider is liable or contingently liable to provide payments representing 10% or more of the cashflow supporting any class of Certificates, a description of any such credit enhancement provider will be provided, including the name of the credit enhancement provider, the organizational form of the credit enhancement provider and the general character of the business of the credit enhancement provider.]

[If any credit enhancement provider is liable or contingently liable to provide payments representing 10% or more, but less than 20% of the cashflow supporting any class of Certificates, financial data with respect to any such credit enhancement provider as required by Item 301 of Regulation S-K will be provided, and if any credit enhancement provider is liable or contingently liable to provide payments representing 20% or more of the cashflow supporting any class of Certificates, financial statements of any such credit enhancement provider meeting the requirements of Regulation S-X will be provided.]

Application of Realized Losses.  Realized Losses on the Mortgage Loans will have the effect of reducing amounts distributable in respect of, first, the [    ] Certificates [(both through the application of Monthly Excess Cashflow to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Distribution Date)]; second, the [    ] Certificates; third, the [    ] Certificates; and fourth, the[    ] Certificates, before reducing amounts distributable in respect of the Senior Certificates.

To the extent that Realized Losses are incurred, those Realized Losses will reduce the Pool Balance[, and thus may reduce the Overcollateralization Amount]. [As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make distributions of principal on the Offered Certificates.]

If on any Distribution Date after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Collection Period and distributions of principal on such Distribution Date, there are Applied Loss Amounts, the Certificate Principal Amounts of the [    ] Certificates will be reduced in inverse order of priority of distribution. Applied Loss Amounts will be allocated in reduction of the Class Principal Amount of first, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero; second, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero; third, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero; and fourth, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero.

Holders of the[    ] Certificates will not receive any distributions in respect of Applied Loss Amounts, [except from Monthly Excess Cashflow, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below] [and the Supplemental Interest Trust Amount (if any), as described under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” below].

In the event that the Servicer or the Master Servicer recovers any Subsequent Recovery, such Subsequent Recovery will be distributed in accordance with the priorities described under “—Distributions of Principal—Principal Distribution Priorities” in this prospectus supplement and the Class Principal Amount of each class of Certificates that has previously been reduced by an Applied Loss Amount will be increased as described in the definition of “Certificate Principal Amount.” Any Subsequent Recovery that is received during a Prepayment Period will be included as a part of the Principal Remittance Amount for the related Distribution Date.

[Application of Monthly Excess Cashflow.  Any Monthly Excess Cashflow will, on each Distribution Date, be distributed in the following order of priority:

(1)

[on any Distribution Date during the Revolving Period, to the Revolving Account, the purchase price of any Additional Mortgage Loans to be purchased on such Distribution Date;]

(2)

to the [    ], [    ], and [    ] Certificates, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

(3)

to the [    ] Certificates, until the Class Principal Amount of such class has been reduced to zero;

(4)

[to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the [    ] Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Distribution Date;]

(5)

[to the [    ] Certificates, any Deferred Amount for each such class and such Distribution Date; and]

(6)

to the [Residual] Certificate, any remaining amount.

[The Residual Certificate

In addition to distributions of principal and interest, the holder of the Residual Certificate will be entitled to receive, generally, (1) the amount, if any, of any Available Distribution Amount remaining on any Distribution Date after distributions of principal and interest are made on the regular interests and on the Residual Certificate on that date and (2) the proceeds, if any, of the assets of the Trust Fund remaining after the principal amounts of the regular interests and of the Residual Certificate have been reduced to zero. It is generally not anticipated that any material assets will be remaining for distributions at that time. See “Material Federal Income Tax Considerations” herein and in the accompanying Prospectus.]

[Supplemental Interest Trust

[Interest Rate Swap Agreement.] [Description of any swap agreement to be provided.]

The Trustee will establish the Supplemental Interest Trust Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date. The Trustee will deposit into the Supplemental Interest Trust Account any Supplemental Interest Trust Amount received by the Trustee, and the Trustee will distribute from the Supplemental Interest Trust Account any Supplemental Interest Trust Amount pursuant to the priority of payments set forth under “—Application of Deposits and Payments Received by the Supplemental Interest Trust” below.

[State whether the significance percentage with respect to the Swap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Swap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Swap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided.  If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

Application of Deposits and Payments Received by the Supplemental Interest Trust. The Supplemental Interest Trust Amount will, on each Distribution Date, be distributed from the Supplemental Interest Trust Account in the following order of priority:

(1)

to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

(2)

[to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the [    ] Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Distribution Date;]

(3)

to the [Residual] Certificate, any remaining amount.

Optional Purchase of the Mortgage Loans

On the Initial Optional Termination Date, the [    ], with the prior written consent of [the NIMS Insurer] [LBH] (which consent shall not be unreasonably withheld), will have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust Fund for a price equal to the Purchase Price.  The Master Servicer, the Securities Administrator, the Trustee, each Servicer and each Custodian will be reimbursed from the Purchase Price for (i) any outstanding Advances, servicing advances and unpaid Servicing Fees, as applicable and (ii) any other amounts due under the Trust Agreement, the Servicing Agreement or the Custodial Agreement, as applicable. [If [    ] fails to exercise such option, the NIMS Insurer will have the right to direct [    ] to exercise such option so long as it is insuring the NIM Securities or is owed any amounts in connection with such guaranty of the NIM Securities.] If such option is exercised, the Trust Fund will be terminated. If [    ] fails to exercise such option [(either voluntarily or at the direction of the NIMS Insurer)] on the Initial Optional Termination Date, the margin of each class of Offered Certificates will be increased as described under “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments” herein.

[Mandatory Auction Call of the Certificates

[Mandatory Auction Call.] [Description of the auction procedure and any market value swap agreement to be provided.]

[On [date], the Auction Administrator will solicit bids for purchase of [all of] [the Class [   ], Class [   ] and Class [   ]] Certificates in the secondary market from dealers and institutional investors.  If bids are received for the entire amount of the Certificates subject to the mandatory auction, then the auction will have been successful and the Certificates will be sold to the highest bidders.  The prices at which the Certificates are sold through this procedure will be used as the value of the Certificates for purposes of the Market Value Swap Agreement.  If the total auction price is less than par, the Market Value Swap Counterparty will pay the shortfall.  If the total auction price is greater than par, then the Market Value Swap Counterparty will receive the excess.  If the total auction price is less than par, the original investors in the Certificates will receive the auction price plus the Market Value Swap Agreement proceeds, which together will equal par.

The mandatory auction will close if sufficient bids are received covering all of the Certificates that are subject to the mandatory auction, and if the Market Value Swap Agreement covers any shortfall from par.  If these conditions are not met, then the auction will have failed and the original investors will retain their Certificates.  If these conditions are met, then the auction will close, and the original investors will be obligated to tender their Certificates and will receive the required par purchase price.  The tender will take place through the book-entry facilities, with no action required on the part of Certificateholders.  When the mandatory auction closes and the original investors tender their Certificates and receive the par purchase price, the Certificates will remain outstanding, and continue to receive distributions in accordance with their original terms.]

[State whether the significance percentage with respect to the Market Value Swap Agreement is less than 10%, or 10% or more but less than 20%, or 20% or more.]

The Auction Administrator. [Description of auction administrator].

The Market Value Swap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Swap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided.  If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

Fees and Expenses of the Trust Fund

In consideration of their duties on behalf of the Trust Fund, the Servicer, [the LPMI Provider], [the Master Servicer], the Trustee, [the Securities Administrator] [and the Credit Risk Manager] will receive from the assets of the Trust Fund certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Servicer	monthly

For each Mortgage Loan, a monthly fee paid to each Servicer out of interest collections received from the related Mortgage Loan calculated on the outstanding principal balance of each Mortgage Loan [    ]% per annum for each Mortgage Loan.

Withdrawn from the related Servicing Account in respect of each Mortgage Loan serviced by that Servicer, before payment of any amounts to Certificateholders.

[LPMI Provider]	monthly

For any Mortgage Loan covered by an LPMI Policy, the product of the outstanding Scheduled Principal Balance of the related Mortgage Loan and an annual percentage rate of [    ]% of the Scheduled Principal Balance of each Mortgage Loan insured under the LPMI Policy

Payable out of funds on deposit in the [ ] Account, before payment of any amounts to Certificateholders.
[Master Servicer]	monthly	[Describe Fee.]	[Describe how and when payable.]
Trustee	annually	[Describe Fee.]	[Describe how and when payable.]
[Custodian]	monthly	[Describe Fee.]	[Describe how and when payable.]
[Securities Administrator]	monthly	[Describe Fee.]	[Describe how and when payable.]
[Credit Risk Manager]	monthly	[Describe Fee.]	[Describe how and when payable.]

The Servicing Fees set forth in the table above may not be increased without amendment of the Servicing Agreement as described under “Mortgage Loan Servicing—Amendment of the Servicing Agreement” below. None of the other fees set forth in the table above may be changed without amendment of the [Trust] Agreement as described under “The Trust Agreement—Certain Matters Under the Trust Agreement—Amendment of the Trust Agreement” below.

Expenses of the Servicer, the Custodians, the Master Servicer and the Securities Administrator will be reimbursed before payments are made on the Certificates. Expenses of the [Trustee] will be reimbursed up to $[    ] annually before payments of interest and principal are made on the Certificates; any additional unpaid expenses above $[    ] in any year will be paid to the Trustee to the extent of any remaining Interest Remittance Amount after all payments of Current Interest and any Carryforward Interest on the Certificates.

Description of the Mortgage Pool

General

Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein are derived solely from the characteristics of the Mortgage Loans as of the Cut-off Date. Whenever reference is made herein to the characteristics of the Mortgage Loans or to a percentage of the Mortgage Loans, unless otherwise specified, that reference is based on the Cut-off Date Balance.

The Trust Fund will primarily consist of approximately [      ] [describe Mortgage Loans] Mortgage Loans, all of which have original terms to maturity from the first due date of the Scheduled Payment of not more than 30 years, and which have a Cut-off Date Balance (after giving effect to Scheduled Payments due on such date) of approximately $[      ].

Approximately [      ]% of the Mortgage Loans were acquired by LBH from [      ]. Underwriting guidelines of the type described under “The Originators and the Underwriting Guidelines” were applied by the Originators underwriting the Mortgage Loans. [Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.] The Mortgage Loans will be acquired by the Depositor from the Seller and the Depositor will, in turn, convey such Mortgage Loans to the Trust Fund. See “The Trust Agreement—Assignment of Mortgage Loans.”

[Approximately [    ] (or [    ]%) of the Mortgage Loans are Fixed Rate Mortgage Loans and approximately [    ] (or [    ]%) of the Mortgage Loans are Adjustable Rate Mortgage Loans, as described in more detail under “Adjustable Rate Mortgage Loans” below. Interest on the Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.]

[Approximately [    ] (or [    ]%) of the Mortgage Loans are First Lien Mortgage Loans and approximately [    ] (or [    ]%) are Second Lien Mortgage Loans or deeds of trust or similar security instruments on Mortgaged Property consisting of residential properties including [indicate types of properties].]  Approximately [   ] (or [   ]%) of the Mortgage Loans are Home Improvement Loans.]

Pursuant to its terms, each Mortgage Loan[, other than a loan secured by a condominium unit,] is required to be covered by a standard hazard insurance policy in an amount generally equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property. Generally, a cooperative housing corporation or a condominium association is responsible for maintaining hazard insurance covering the entire building. See “Description of Mortgage and Other Insurance—Hazard Insurance on the Loans” in the prospectus.

Approximately [    ]% of the Mortgage Loans are 80+ LTV Loans. [In the case of the Second Lien Mortgage Loans, all of the related Mortgaged Properties have Combined Loan-to-Value Ratios no greater than 100%.]

Approximately [    ]% of the 80+ LTV Loans are covered by existing borrower-paid primary mortgage insurance policies. [With respect to approximately [    ]% of the 80+ LTV Loans, LBH has acquired initial primary mortgage insurance coverage through [    ], as described under “—Primary Mortgage Insurance” below.  Second Lien Mortgage Loans are not covered by these primary mortgage insurance policies. Such primary mortgage insurance coverage will generally have the effect of reducing the original Loan-to-Value Ratios of such 80+ LTV Loans to 60%.]

Approximately [    ]% of the Mortgage Loans are fully amortizing. [However, approximately [    ]% of the Mortgage Loans are Balloon Loans. The Balloon Loans are generally expected to have original terms to maturity of [    ] years. The ability of the borrower to repay a Balloon Loan at maturity frequently will depend on such borrower’s ability to refinance the loan. Any loss on a Balloon Loan as a result of the borrower’s inability to refinance the loan will be borne by Certificateholders, to the extent not covered by the applicable credit enhancement. None of the Servicer, the Master Servicer, the Securities Administrator or the Trustee will make any Advances with respect to delinquent Balloon Payments.]

[Approximately [    ]% of the Mortgage Loans are Interest-Only Mortgage Loans that provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of [    ] years following the origination of the related Mortgage Loan. Following the applicable interest-only period, the monthly payment with respect to the Interest-Only Mortgage Loans will be increased to an amount sufficient to amortize the principal balance of the Interest-Only Mortgage Loan over its remaining term, and to pay interest at the related Mortgage Rate.]

[Approximately [    ]% of the Mortgage Loans provide for a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the Prepayment Premium Period, as described herein. The Prepayment Premium Periods range from [    ] to [    ] after origination. The amount of the applicable Prepayment Premium, to the extent permitted under applicable state law, is as provided in the related mortgage note; for approximately [    ]% of the Mortgage Loans with Prepayment Premiums, this amount is equal to [    ] month’s interest on any amounts prepaid in excess of [    ]% of the original principal balance during any [    ] period during the applicable Prepayment Premium Period. [Prepayment Premiums will not be part of available funds applied to pay interest or principal on the Offered Certificates, but rather will be distributed to the holders of the Class P Certificates.] The Servicer may waive (or permit a subservicer to waive) a Prepayment Premium without the consent of the Trustee and the NIMS Insurer (and without reimbursing the Trust from its own funds for any foregone Prepayment Premium) only if (i) the prepayment is not the result of a refinancing by such Servicer or its affiliates and such waiver relates to a default or a reasonably foreseeable default and, in the reasonable judgment of the Servicer, such waiver would maximize recovery of total proceeds from the Mortgage Loan, taking into account the value of the Prepayment Premium and the related Mortgage Loan or, (ii) relates to a Prepayment Premium the collection of which would, in the reasonable judgment of the Servicer, be in violation of law. The Servicer will be obligated to deposit with the Master Servicer from its own funds the amount of any Prepayment Premium to the extent not collected from a borrower (except with respect to a waiver of any such Prepayment Premium as described above).]

As of the Cut-off Date, [    ] of the Mortgage Loans in the Trust Fund will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

[None of the Mortgage Loans are subject to negative amortization.]

[As of the Cut-off Date, approximately [    ]% of the Mortgage Loans were less than 30 days delinquent in payment and approximately [    ]% of the Mortgage Loans were at least 30 but less than 60 days delinquent.]

Historical Delinquency Information

The following tables set forth the historical delinquency experience of the Mortgage Loans:

[Table to be provided showing historical delinquency]

[Adjustable Rate Mortgage Loans

Approximately[    ]% and [    ]% of the Adjustable Rate Mortgage Loans are [Six-Month LIBOR] Mortgage Loans and [    ] Mortgage Loans, respectively. There will be corresponding adjustments to the monthly payment amount for each Adjustable Rate Mortgage Loan on the related Adjustment Date; provided that the first such adjustment for approximately [    ]% of the Adjustable Rate Mortgage Loans will occur after an initial period of approximately [    ] years following origination and in the case of approximately [    ]% of the Adjustable Rate Mortgage Loans, approximately [    ] years following origination.

On each Adjustment Date for an Adjustable Rate Mortgage Loan, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8%, of the applicable Index and the Gross Margin, provided that the Mortgage Rate on each such Adjustable Rate Mortgage Loan will not increase or decrease by more than the related Periodic Cap on any related Adjustment Date and will not exceed the related Maximum Rate or be less than the related Minimum Rate. The Mortgage Rate generally will not increase or decrease on the first Adjustment Date by more than the Initial Cap; the Initial Caps range from [    ]% to [    ]% for all of the Adjustable Rate Mortgage Loans. Effective with the first monthly payment due on each Adjustable Rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the Mortgage Rate on each such Adjustable Rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the applicable Index and the related Gross Margin, rounded as described herein. See “—The Indices” below.

The Adjustable Rate Mortgage Loans generally do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.]

[The Indices

The Index used in the determination of the Mortgage Rates of the Mortgage Loans will be [                      ], as published by [             ].  See “The Trust Funds—The Mortgage Loans—General” in the prospectus.]

[Multifamily and Mixed Use Loans

General

[   ] Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ] (representing approximately [   ]% of the Mortgage Loans) are multifamily loans or mixed use loans.  Approximately [   ]% of the multifamily loans or mixed-use loans were thirty days or more, but less than sixty days, delinquent in payment as of [        ].

[Environmental Insurance

The Trustee will be the beneficiary, for the benefit of the Certificateholders, of environmental insurance policies providing limited coverage against certain environmental risks with respect to the Mortgaged Properties securing certain multifamily and mixed use loans.  [insert description of coverage and limitations]]

[Participation Interests in Mortgage Loans

General

[   ] Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ] (representing approximately [   ]% of the Mortgage Loans) are represented by Participation Interests.

[Terms of the Participation Agreements

The Issuing Entity will own the entitlement to the related Mortgage Loans under the related Participation Agreement, and the entitlement to the remaining interest and principal payments on the related Mortgage Loan will not be owned by the Issuing Entity.  Under the related Participation Agreement, the Servicer services the related Mortgage Loan on behalf of all of the respective owners, and the mortgage file for each Mortgage Loan will be held by a single custodian or trustee on behalf of all of the respective owners.  Under the related Participation Agreement, the Servicer is obligated to service the related Mortgage Loan in accordance with accepted servicing practices for that mortgage loan type as described herein under “Mortgage Loan Servicing.”  All collections received as to that Mortgage Loan will be promptly remitted to the respective owners of the participation interests.  The Servicer will not make advances for delinquent scheduled payments.]]

The terms of each Participation Agreement are as follows:

[Table to be provided showing balances, interest rates, expected maturities, servicer and the Issuing Entity’s ownership percentage under each Participation Agreement.]

[The offering documents for each Participation Agreement are provided as Annex [C] to this Prospectus Supplement.]

[Primary Mortgage Insurance

Approximately [    ]% of the Mortgage Loans are 80+ LTV Loans. See “Description of the Mortgage Pool—General.” Approximately [    ]% of the 80+ LTV Loans are covered by existing primary mortgage insurance policies which were acquired by the related borrower.  In addition, the [    ] Policy will be acquired on or prior to the Closing Date from [    ] with respect to approximately [    ]% of the 80+ LTV Loans.

The LPMI Policy is subject to various limitations and exclusions as described above or as provided in the LPMI Policy, and will provide only limited protection against losses on defaulted Mortgage Loans.

[LPMI Provider].  [Description of the LPMI Provider to be provided.]

The Mortgage Loans

The Mortgage Loans are expected to have the approximate characteristics as of the Cut-off Date as set forth in Annex A to this prospectus supplement.  The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the tables in Annex A may not equal the totals due to rounding.

Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

As of the Closing Date, approximately [    ]% and [    ]% of the Pool 1 Mortgage Loans will be serviced by [    ] and [    ], respectively.

No more than approximately [    ]% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

[Conveyance of Subsequent Mortgage Loans

On the Closing Date, approximately $[     ], which represents [         ]% of the Mortgage Pool, will be deposited by the Trustee into an eligible account.  During the period from the Closing Date to [     ], the Depositor is expected to purchase from time to time Subsequent Mortgage Loans from the Seller and, in turn, sell all such Subsequent Mortgage Loans to the Trust Fund for inclusion in the Mortgage Pool.  The purchase price for each Subsequent Mortgage Loan will equal its Scheduled Principal Balance as of the date of origination (reduced by principal payments due or paid prior to the purchase date, if any) and will be paid by the Trustee from the related Pre-Funding Amount.

The mortgage loans expected to be conveyed as the Subsequent Mortgage Loans by the Seller will have the same general characteristics as the Mortgage Loans in the Trust Fund as of the Cut-off Date.

Pursuant to the Trust Agreement, the conveyance of Subsequent Mortgage Loans to the Trust Fund may be made on any Business Day during the Pre-Funding Period, subject to certain conditions in the Transfer and Servicing Agreement being satisfied, including, among others, that:

(1)

[The Subsequent Mortgage Loans conveyed on the subsequent transfer date must satisfy the same representations and warranties applicable to the Initial Mortgage Loans set forth in the Mortgage Loan Purchase Agreement, which representations and warranties have been confirmed by the Rating Agencies;

(2)

The Subsequent Mortgage Loans conveyed on the subsequent transfer date are selected in a manner reasonably believed not to be adverse to the interests of the Certificateholders;

(3)

The Trustee receives an officer’s certificate confirming the satisfaction of each condition precedent and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Subsequent Mortgage Loans in the forms substantially similar to those delivered on the Closing Date;

(4)

The conveyance of the Subsequent Mortgage Loans on the subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the Certificates;

(5)

No Subsequent Mortgage Loan conveyed on the subsequent transfer date may be more than one payment delinquent in payment;

(6)

Each Subsequent Mortgage Loan will have been underwritten substantially in accordance with the Originator’s underwriting guidelines;

(7)

No Subsequent Mortgage Loan may have a remaining term to maturity exceeding [     ] months;

(8)

No Subsequent Mortgage Loan may have a Loan-to-Value Ratio greater than [125]%;

(9)

The weighted average Mortgage Rate for all the Mortgage Loans at the end of the Pre-Funding Period must not be more than 100 basis points lower than the weighted average Mortgage Rate of the Initial Mortgage Loans;

(10)

Following the conveyance of the Subsequent Mortgage Loans on the subsequent transfer date, the characteristics of the Mortgage Loans the Mortgage Pool will remain substantially similar to the characteristics of the Initial Mortgage Loans in the Mortgage Pool as of the Cut-off Date; and

(11)

An independent accountant must provide the Depositor, the Rating Agencies, the Trustee and the Underwriters with a letter stating that the characteristics of the Subsequent Mortgage Loans conform to the characteristics described above and in the Trust Agreement.]

If the Trust Fund does not apply the full Pre-Funding Amount towards the purchase of Subsequent Mortgage Loans prior to the end of the Pre-Funding Period, then such remaining proceeds in the Pre-Funding Account will be paid as a principal prepayment to the related Certificateholders on the [     ] Distribution Date.

On the Closing Date, the Trustee will also establish a Capitalized Interest Account which will be funded by an initial deposit made by the Depositor on the Closing Date of approximately $[     ] , which represents approximately [     ]% of the total principal balance of the Mortgage Pool as of the Cut-off Date.  Amounts in the Capitalized Interest Account will be applied by the Trustee during the Pre-Funding Period to pay interest on that portion of the Certificates supported by the Pre-Funding Amount.  At the end of the Pre-Funding Period, any remaining funds in the Capitalized Interest Account will be paid to the Depositor and the account will be terminated.]

[Acquisition by the Trustee of Additional Mortgage Loans

On the first Distribution Date and until [          ], the Depositor may direct the [Trustee][Securities Administrator] to apply all or a portion of the distributions that would otherwise be made to Certificateholders in respect of [interest] [principal] [excess interest] to purchase Additional Mortgage Loans from the Depositor for inclusion in the Trust Fund of the same general character as the Mortgage Loans included in the Trust Fund on the Closing Date.  If the Depositor so directs, the Trustee will deposit all or a portion of the amount of [interest] [principal] payable on the Mortgage Loans [and excess interest] that would otherwise be made to Certificateholders into the Revolving Account, and will apply deposits in the Revolving Account to fund the purchase of Additional Mortgage Loans, provided certain other conditions are satisfied at the time of purchase.

Funds on deposit in the Revolving Account may only be applied to acquire Additional Mortgage Loans for the Mortgage Pool on the Distribution Date on which such funds were deposited therein. If any amounts in the Revolving Account are not used to purchase Additional Mortgage Loans on the any Distribution Date, such amounts will be added to the [Interest Remittance Amount] [Principal Remittance Amount] [Monthly Excess Cashflow] for such Distribution Date and will be distributed to Certificateholders.

The purchase price for each Additional Mortgage Loan will equal its principal balance as of the date of origination (reduced by principal payments due or paid prior to the purchase date, if any), and the aggregate purchase price of all Additional Mortgage Loans purchased by the Trust Fund during the Revolving Period may not exceed $[       ].  Additional Mortgage Loans will have the same general characteristics as the Mortgage Loans transferred to the Trust Fund on the Closing Date.

Pursuant to the Trust Agreement, the conveyance of Additional Mortgage Loans to the Trustee may be made on any Business Day during the Revolving Period, subject to certain conditions set forth in the Trust Agreement being satisfied, including, among others that:

(1)

The Additional Mortgage Loans at the time of conveyance to the Trust Fund must satisfy the representations and warranties set forth in the Sale and Assignment Agreement, which representations and warranties have been confirmed by the Rating Agencies;

(2)

The Additional Mortgage Loans are selected in a manner reasonably believed not to be adverse to the interests of the Certificateholders;

(3)

[The Trustee receives an officer’s certificate confirming the satisfaction of each condition precedent specified in the Trust Agreement and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Additional Mortgage Loans in the forms substantially similar to those delivered on the Closing Date;]

(4)

The conveyance of the Additional Mortgage Loans will not result in a reduction or withdrawal of any ratings assigned to the Offered Certificates;

(5)

[No Additional Mortgage Loan may be more than one monthly payment delinquent in payment at the time of conveyance to the Trust Fund];

(6)

Each Additional Mortgage Loan will have been underwritten substantially in accordance with the applicable Originator’s underwriting guidelines;

(7)

No Additional Mortgage Loan may have a remaining term to maturity exceeding [     ] months;

(8)

[No Additional Mortgage Loan may have a Loan-to-Value Ratio greater than 100%;]

(9)

The weighted average Mortgage Rate for all the Mortgage Loans at the end of the Revolving Period must not be more than [100] basis points lower than the weighted average Mortgage Rate of the Mortgage Loans as of the Cut-off Date;

(10)

Following the conveyance of the Additional Mortgage Loans on a subsequent transfer date, the weighted average characteristics of the Mortgage Loans in the Mortgage Pool will remain substantially similar to the characteristics of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date; and

(11)

[An independent accountant must provide the Depositor, the applicable rating agencies rating the Certificates, the Trustee and the Underwriter(s) at [applicable interval] with a letter stating that the characteristics of the Additional Mortgage Loans conform to the characteristics described above and in the Trust Agreement.]

[Additional transfer requirements and termination triggers to be described, as applicable.]

Static Pool Information

Static pool information with respect to the Sponsor’s prior securitized pools formed during the period from [specify date] to [specify date], presented by pool, is available online at [Internet address].  Access to this web address is unrestricted and free of charge.  Information available at this web address is deemed to be part of this prospectus supplement, except to the extent provided under “Static Pool Information” in the accompanying prospectus.  [Add reference to any third-party static pool information as applicable.]

Legal Proceedings

[Describe briefly any legal proceedings pending against the Sponsor, Depositor, Trustee, Issuing Entity, any Servicer (including any other entity involved in the servicing function, such any Master Servicer or Securities Administrator), any Originator or any other party contemplated by Item 1100(d)(1) of Regulation AB, or of which any property of the foregoing is the subject, that is material to Certificateholders.  Include similar information as to any such proceedings known to be contemplated by governmental authorities.]

Affiliations

[Describe whether, and how, the Sponsor, Depositor and/or Issuing Entity is an affiliate of any of the following parties as well as, to the extent known and material, whether, and how, any of the following parties are affiliates of any of the other following parties: any Servicer or any other entity involved in the servicing function, including any Master Servicer and/or Securities Administrator; the Trustee; any Originator; any significant obligor contemplated by Item 1112 of Regulation AB; any enhancement or support provider contemplated by Items 1114 or 1115 of Regulation AB; or any other material parties related to the asset-backed securities contemplated by Item 1100(d)(1) of Regulation AB.]

[Describe whether there is and if so, the general character of, any business relationship or arrangement that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the establishment of the Trust Fund and the issuance of the Certificates, between any of the parties listed in the preceding paragraph, or any affiliates of such parties, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the Certificates.]

[Describe, to the extent material, any specific relationships involving or relating to the Certificates or the Mortgage Pool, including the material terms and approximate dollar amount involved, between any of the parties listed in the first paragraph of this section, or any affiliates of such parties, that currently exists or that existed during the past two years.]

Additional Information

The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date.  A Current Report on Form 8-K will be filed, together with the Trust Agreement and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Trust Fund, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

In addition, within 135 days from the initial delivery of this prospectus supplement, Static Pool information for any series of Securities will be posted online at [    ].com.  The static pool data will be updated each month thereafter to reflect the current composition of the pool information. See “Static Pool Data” in the prospectus.

Pursuant to the Trust Agreement, [    ] will prepare a monthly statement to Certificateholders containing the information described under “The Trust Agreement—Reports to Certificateholders.” [    ] may make available each month, to any interested party, the monthly statement to Certificateholders via the[    ]’s website, located at [    ].

Underwriting Guidelines

Approximately [    ]% and [    ]% of the Mortgage Loans were originated by [    ] and [    ], in accordance with the [    ] Underwriting Guidelines and the [    ] Underwriting Guidelines, respectively.  [Identifying information and percentages to be provided for originators which originated 10% or more of the mortgage assets or any mortgage pool.]  The remainder of the Mortgage Loans were originated by other Originators in accordance with Underwriting Guidelines generally comparable to the General Underwriting Guidelines described below under “General Underwriting Guidelines.” Such General Underwriting Guidelines differ among the Originators in various areas. The following is a general summary of [    ] and the [    ] Underwriting Guidelines, and [    ] and the [    ] Underwriting Guidelines, and also the General Underwriting Guidelines believed by the Depositor to be generally applied, with some variation, by each other Originator.

[Originator Name]

[A description of Originator(s)’ form of organization for Originator(s) which contributed 20% or more of the asset pool to be provided.]

[    ] Underwriting Guidelines

[Description of the Underwriting Guidelines of the above Originator to be provided.]

General Underwriting Guidelines

[General description of Underwriting Guidelines applied by Originators which contributed to less than 20% or more of the mortgage assets or of any mortgage pool to be provided.]

[The Master Servicer]

[Description of any Master Servicer, including its name, duties and responsibilities, to be provided.]

[Description of allocation of servicing responsibilities to be provided.]

The Servicer

General

On the Closing Date, [    ] [and various other Servicers] will service approximately [    ]% and [    ]%, respectively, of the Mortgage Loans (by Cut-off Date Balance). [Identifying information and percentages to be provided for servicers which will service as of the Cut-off Date 10% or more of the mortgage assets or of any mortgage pool.]

[Servicer Name]

[Provide Regulation-AB compliant description of each Servicer which services 20% or more of the mortgage assets or of any mortgage pool, including the following:]

[Servicer form of incorporation, duration of servicing experience and general discussion of Servicer’s experience in servicing assets of any type as well as a more detailed discussion of Servicer’s experience in, and procedures for the servicing function in the current transaction to be provided.]

[Description of any material changes to Servicer’s policies or procedures in the servicing function the Servicer will perform in the current transaction for assets of the same type included in the current transaction for the past three years to be provided.]

[Information regarding Servicer’s financial condition to be provided to the extent that there is a material risk to the performance of the assets in the Mortgage Pool or the Certificates.]

[Description of the material terms of the related Servicing Agreement to be provided.]

[For a description of the material terms of collection of funds and the related Servicing Account, see “Mortgage Loan Servicing—Servicing Accounts and the Collection Account” in this prospectus supplement.]

[Description of any special or unique factors to be provided to the extent material in servicing the particular type of assets included in the current transaction.]

[Description of the terms of any arrangements to be provided to the extent material whereby Servicer is required or permitted to provide advances of funds regarding collections, cashflows or distributions.]  [If material, provide statistical information of servicer advances on the Mortgage Loans and the Servicer’s overall servicing portfolio for the past three years.]

[Description of the Servicer’s process for handling delinquencies, losses, bankruptcies and recoveries to be provided to the extent material.]

[Description of any ability of Servicer to waive or modify any terms, fees, penalties or payments on the assets and the effect of any such ability, if material, on the potential cashflows from the assets to be provided to the extent material.]

[Description of any material custodial responsibility of Servicer.]

[Description of any limitations on Servicer’s liability under the transaction agreements.]

[For a description of the material terms of any removal, replacement, resignation of Servicer or transfer of servicing provisions, see “Mortgage Loan Servicing” in this prospectus supplement.]

Administration of the Trust Fund

Servicing and Administrative Responsibilities

The Servicer, [the Master Servicer], [the Securities Administrator], the Trustee and the Custodians will have the following responsibilities with respect to the Trust Fund:

Party:	Responsibilities:
Servicer	Performing the servicing functions with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the Servicing Agreement, including, but not limited to:

•

collecting monthly remittances of principal and interest on the Mortgage Loans from the related borrowers, depositing such amounts in the Servicing Account, and delivering all amounts on deposit in the Servicing Account to the [Master Servicer] for deposit in the Collection Account on the Servicer Remittance Date;

•

collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

• making Advances with respect to delinquent payments of principal and interest on the Mortgage Loans (other than Balloon Payments);

•

paying customary costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property or (c) borrower-paid primary mortgage insurance policy premiums and fire and hazard insurance coverage;

• providing monthly loan-level reports to the [Master Servicer];
• maintaining certain insurance policies relating to the Mortgage Loans; and
• initiating foreclosure proceedings.
See “The Servicer” and “Mortgage Loan Servicing” below.
[Master Servicer	Performing the master servicing functions in accordance with the provisions of the Trust Agreement and the Servicing Agreement, including but not limited to:
• monitoring the Servicer’s performance and enforcing the Servicer’s obligations under the related Servicing Agreement;

•

collecting monthly remittances from the Servicer for deposit in the Collection Account on the Servicer Remittance Date and delivering all amounts on deposit in the Collection Account to the Securities Administrator for deposit in the Securities Administration Account on the Master Servicer Remittance Date;

• gathering the monthly loan-level reports delivered by the Servicer and providing a comprehensive loan-level report to the [Securities Administrator][Trustee] with respect to the Mortgage Loans;
• upon the termination of the Servicer, appointing a successor servicer, and until a successor servicer is appointed, acting as successor servicer; and
• upon the failure of the Servicer to make Advances with respect to a Mortgage Loan, making those Advances to the extent provided in the Trust Agreement.
See “The Master Servicer” and “Mortgage Loan Servicing” below.]
[Securities Administrator	Performing the securities administration functions in accordance with the provisions of the Trust Agreement, including but not limited to:

•

collecting monthly remittances from the [Master] Servicer for deposit in the Securities Administration Account and delivering all amounts on deposit in the Securities Administration Account to the Trustee for deposit in the Certificate Account on the Deposit Date;

•

preparing and distributing investor reports, including the monthly distribution date statement to Certificateholders based on information received from the [Master] Servicer [and the Swap Counterparty];

• preparing and filing annual federal and (if required) state tax returns on behalf of the Trust Fund;
• preparing and filing periodic reports with the Commission on behalf of the Trust Fund with respect to the Certificates; and
• until a successor master servicer is appointed, acting as successor master servicer in the event the Master Servicer resigns or is removed by the Trustee.
See “The Trust Agreement—The Securities Administrator” and “—Reports to Certificateholders” below.]
Trustee	Performing the trustee functions in accordance with the provisions of the Trust Agreement, including but not limited to:

•

receiving monthly remittances from the [Servicer][Master Servicer][Securities Administrator] for deposit in the Certificate Account and, based solely on the information contained in the investor reports, distributing all amounts on deposit in the Certificate Account to the Certificateholders;

• [depositing any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty into the Supplemental Interest Trust Account;]
• [distributing amounts on deposit in the Supplemental Interest Trust Account to the Certificateholders and the [Swap] Counterparty];
• preparing and distributing annual investor reports summarizing aggregate distributions to Certificateholders necessary to enable Certificateholders to prepare their tax returns;
• enforcing the obligations of each of the [Master] Servicer and the [Securities Administrator] under the Trust Agreement; and

•

acting as successor [securities administrator][master servicer] in the event the [Securities Administrator][Master Servicer] resigns or is removed by the Trustee unless a successor [securities administrator][master servicer] is appointed.

See “The Trust Agreement—The Trustee,” “—Certain Matters Under the Trust Agreement—Duties of the Trustee” and “—Reports to Certificateholders” below.
Custodians	Performing the custodial functions in accordance with the provisions of the custodial agreements, including but not limited to:
• holding and maintaining the Mortgage Loan documents related to the Mortgage Loans in a fireproof facility intended for the safekeeping of mortgage loan files on behalf of the Trustee.
See “Mortgage Loan Servicing—Custody of the Mortgage Files” below.

Trust Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans will, at all times before distribution thereof to the Certificateholders [or the Swap Counterparty], be invested in the Trust Accounts, which are accounts established in the name of the Trustee.  Funds on deposit in the Trust Accounts may generally be invested by the party responsible for such Trust Account in Eligible Investments, as described under “The Agreements—Investment of Funds” in the prospectus. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:
Servicing Account	Servicer	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders.
Collection Account	[Master Servicer]	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders.
[Securities Administration Account]	[Securities Administrator]	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders.
Certificate Account	Trustee	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders.
[Basis Risk Reserve Fund]	Trustee	[describe how investment earnings are applied.]
[Supplemental Interest Trust Account]	Trustee	[describe how investment earnings are applied.]
[Reserve Account]	Servicer	Any investment earnings will be paid to [ ] and will not be available for distribution to Certificateholders.

If funds deposited in the [    ] Account, the [    ] Account or the [    ] Account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds, without any right of reimbursement therefor.

Example of Distributions

The following sets forth an example of collection of payments from borrowers on the Mortgage Loans, transfer of amounts among the Trust Accounts and distributions on the Certificates for the Distribution Date in September 2005:

[ ] through [ ]	Collection Period:

Payments due during the related Collection Period ([    ] through [    ]) from borrowers will be deposited in the Servicer’s Servicing Account as received and will include scheduled principal payments due during the related Collection Period and interest accrued on the ending scheduled balance from the prior Collection Period.

[ ] through [ ]	Prepayment Period:

Principal prepayments received by the Servicer during the related Prepayment Period ([    ] through [    ]) will be deposited into such Servicer’s Servicing Account for remittance to the [    ] on the Servicer Remittance Date.

[month and day]	Servicer Remittance Date:

The Servicer will remit collections and recoveries in respect of the Mortgage Loans to the [    ] for deposit into the Collection Account on or prior to the [    ] day of each month (or if the 1[    ] day is not a Business Day, the [    ] Business Day), as specified in the Servicing Agreement.

[month and day]	[Master Servicer Remittance Date:]

[    ] Business Days immediately before the Distribution Date, the Master Servicer will remit to the [Securities Administrator][Trustee] amounts on deposit in the Collection Account for deposit into the [    ] Account, including any Advances made by the Servicer [or the Master Servicer] for that Distribution Date.

[month and day]	Record Date:	Distributions will be made to Certificateholders of record for all classes as of the Business Day [ ] the related Distribution Date.
[month and day]	Deposit Date:	On [ ], the [Securities Administrator][Master Servicer] will remit to the Trustee amounts on deposit in the [ ] Account for deposit into the Certificate Account.
[month and day]	Distribution Date:

On the [    ] day of each month (or if the [    ] day is not a Business Day, the next Business Day), the Trustee will make distributions to Certificateholders from amounts on deposit in the Certificate Account and the [Supplemental Interest Trust Account].

Succeeding months follow the same pattern.

Mortgage Loan Servicing

General

The Servicer will have primary responsibility for servicing the Mortgage Loans as described under “Administration of the Trust Fund—Servicing Responsibilities” above. Each of the Trustee, the Master Servicer [and the NIMS Insurer] are either parties or third party beneficiaries under the Servicing Agreement and can enforce the rights of the Seller thereunder. See “Servicing of Loans” in the prospectus.

Under the Servicing Agreement, the [Master Servicer][Trustee] has the authority to terminate the Servicer for certain events of default which indicate that either the Servicer is not performing, or is unable to perform, its duties and obligations under the related Servicing Agreement. If the [Master Servicer][Trustee] terminates the Servicer, the [Master Servicer][Trustee] will be required to appoint a successor servicer as provided in the Trust Agreement. Notwithstanding anything to the contrary in the prospectus, the [Master Servicer][Trustee] will not be ultimately responsible for the performance of the servicing activities by the Servicer, except as described under “—Advances” below.

In addition, under the Servicing Agreement, the Seller has the right to terminate the Servicer, without cause, upon [    ] notice, subject to certain conditions set forth in the Servicing Agreement, including payment of unreimbursed or unpaid Advances, servicing advances, Servicing Fees and applicable expenses of the Servicer in connection with the transfer of the Mortgage Loans to a successor servicer, [and payment of a termination fee which shall be payable by the Seller from its own funds and not reimbursable from the Trust Fund]. Any such termination without cause requires the consent of the Master Servicer, the Trustee [and the NIMS Insurer] and receipt of confirmation from the Rating Agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then current ratings of any of the Certificates. The Seller, with the prior written consent of the Master Servicer [and NIMS Insurer], may also terminate the Servicer if losses or delinquencies on the Mortgage Loans exceed certain trigger levels specified in the Servicing Agreement. No termination fee is paid to the terminated Servicer under such special termination events, but the Servicer will be reimbursed for unpaid Advances, servicing advances and Servicing Fees.

Any successor servicer must be qualified to service mortgage loans for Freddie Mac or Fannie Mae and must have a net worth of not less than $25,000,000.

Servicing Accounts and the Collection Account

The Servicer will establish and maintain a segregated Servicing Account in the name of the Trustee into which the Servicer will deposit payments on account of interest and principal for the related Mortgage Loans, less its Servicing Fee, as described under “Servicing of Loans—Deposits to and Withdrawal from the Collection Account” and “—Servicing Accounts” in the prospectus.  On the Servicer Remittance Date, the Servicer will remit the amounts on deposit in its Servicing Account to the [Master Servicer][Trustee] for deposit into the [    ] Account, which is maintained by [    ]. The Servicer and [    ] are entitled to reimburse themselves from the related Servicing Account or [    ] Account, as applicable, for any Advances made and expenses incurred, as described below under “—Servicing Compensation and Payment of Expenses” and “—Advances.” The Servicing Accounts and the [    ] Account will consist solely of amounts relating to the Mortgage Loans, and amounts on deposit therein will not be commingled with any other funds not related to the Trust Fund.

Reserve Accounts

Certain of the Mortgage Loans may require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including repairs to the Mortgaged Property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies.  In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit.  These amounts may be held in a custodial account by the applicable Servicer or an agent.  The loan documents will generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

Such amounts may not continue to be escrowed in the future.  In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease.  Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events.  In the event of default by a borrower, amounts in a related reserve account may generally be applied to pay amounts owed on the related Mortgage Loan.

Servicing Compensation and Payment of Expenses

[As compensation for master servicing, the Master Servicer is entitled to the compensation described under “Fees and Expenses of the Trust Fund.”]

The Servicer will be paid the applicable Servicing Fee for each Mortgage Loan serviced by it and any successor to the Servicer will in all cases receive a fee in an amount equal to, but not greater than, the applicable Servicing Fee. As additional servicing compensation, the Servicer is entitled to retain [    ].

The Servicing Fees are subject to reduction as described below under “Prepayment Interest Shortfalls”. See “Servicing of Loans—Servicing Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by [the Master Servicer and] the Servicer. The [Master Servicer and] the Servicer will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders. See “Servicing of Loans—Collection Procedures; Escrow Accounts” and “—Servicing Compensation and Payment of Expenses” in the prospectus.

Waiver or Modification of Mortgage Loan Terms

The Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any term of any Mortgage Loan so long as that waiver, modification or postponement is not materially adverse to the Trust Fund; provided, however, that unless the Servicer has received the prior written consent of the [Master Servicer] [Trustee] (and in certain cases, the NIMS Insurer), the Servicer may not permit any modification for any Mortgage Loan that would change the Mortgage Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding Scheduled Principal Balance (except for actual payments of principal) or change the final maturity date on that Mortgage Loan.  In the event of any such modification that permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer must make an Advance. However, the Servicer may not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax.

Prepayment Interest Shortfalls

When a borrower prepays a Mortgage Loan in full or in part between Scheduled Payment dates, the borrower pays interest on the amount prepaid only from the last Scheduled Payment date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. Any Prepayment Interest Shortfall is generally required to be paid by the Servicer, but only to the extent that such amount is not offset by Prepayment Interest Excess, if any, and does not exceed the total of the Servicing Fees on the Mortgage Loans serviced by it for the applicable Distribution Date. The [Master Servicer] [Trustee] is not required to fund any Prepayment Interest Shortfall required to be funded but not funded by the Servicer or a successor servicer as discussed herein.

Advances

The Servicer will generally be obligated to make Advances and servicing advances to the extent that such Advances or servicing advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Mortgage Loan. The [Master Servicer] [Trustee] will be obligated to make any required Advance if the Servicer fails in its obligation to do so, to the extent provided in the Trust Agreement. The [Master Servicer] [Trustee] and the Servicer, as applicable, will be entitled to recover any Advances or servicing advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient or if such Servicer believes such Advances or servicing advances will not be recoverable, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

The purpose of making these Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a Relief Act Reduction. No party which makes an Advance is entitled to interest on those Advances.

[Primary Mortgage Insurance

The [Master Servicer] [Trustee] and each Servicer will be required to take such action in servicing the Mortgage Loans as is necessary to keep the primary mortgage insurance policies in effect, and the Servicer will be responsible for filing claims under such primary mortgage insurance policies on behalf of the Trust Fund.]

Collection of Taxes, Assessments and Similar Items

The Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

The [Master Servicer] [Trustee] and the Servicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

The Servicing Agreement will provide that the Servicer will certify to the Depositor, the Trustee [and the Master Servicer] that all information prepared by it and provided to the[Master Servicer] [Trustee] relating to the Mortgage Loans serviced by the Servicer is accurate and complete in all material respects as of the last day of the period covered by that report and that generally the Servicer is in compliance with its obligations to report to the Master Servicer and is in compliance with its obligations under the Servicing Agreement. [The Trust Agreement will provide that each year the Master Servicer will certify to the [Securities Administrator][Trustee] that for the prior calendar year, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under the Trust Agreement in all material respects throughout that year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to the Master Servicer and the nature and status thereof, and the Master Servicer has received from the Servicer an annual certificate of compliance and a copy of that Servicer’s annual audit report, in each case to the extent required under the Servicing Agreement, or, if any such certificate or report has not been received by the Master Servicer, the Master Servicer is using its best reasonable efforts to obtain such certificate or report.]

[The Trust Agreement will also provide that each year during which the Master Servicer directly services any of the Mortgage Loans, as servicer, a firm of independent accountants will furnish a statement to the Trustee and the NIMS Insurer to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the Mortgage Loans by the Master Servicer acceptable to the NIMS Insurer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Trust Agreement, except for (1) exceptions as the firm believes to be immaterial and (2) any other exceptions set forth in such statement.]

[Master Servicer Default;] Servicer Default

[If the Master Servicer is in default in its obligations under the Trust Agreement, the Trustee may, and must if directed to do so by the NIMS Insurer or by Certificateholders having more than 50% of the Voting Rights applicable to each class of Certificates affected thereby, terminate the Master Servicer. In such event, the Securities Administrator, pursuant to the terms of the Trust Agreement, will either assume the duties of Master Servicer or the Trustee will appoint a successor master servicer in accordance with the standards set forth in the Trust Agreement.]

If the Servicer is in default in its obligations under the Servicing Agreement, the [Master Servicer] [Trustee] may, at its option, terminate the defaulting Servicer and either appoint a successor servicer in accordance with the applicable Servicing Agreement and the Trust Agreement, or succeed to the responsibilities of the terminated Servicer.

Amendment of the Servicing Agreement

The Servicing Agreement may generally be amended, without notice to or consent of the Certificateholders, with the written consent of [the Master Servicer,] the Seller, the Servicer and the Trustee; provided, that the party requesting such amendment must, at its own expense, provide the Trustee, [the Master Servicer] and the Seller with an opinion of independent counsel that the amendment will not materially adversely affect the interest of the Certificateholders [or holders of the NIM Securities]. Any amendment pursuant to the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Certificates.

Custody of the Mortgage Files

The Servicer will generally not have responsibility for custody of the Mortgage Loan documents described under “The Trust Agreement—Assignment of Mortgage Loans” below. These documents are generally required to be delivered to the applicable Custodian. Each Custodian will hold the related Mortgage Loan documents on behalf of the Trustee pursuant to a Custodial Agreement between that Custodian and the Trustee. The Mortgage Loan documents related to a Mortgage Loan will be held together in an individual file separate from other mortgage loan files held by that Custodian. Each Custodian will maintain the Mortgage Loan documents in a fireproof facility intended for the safekeeping of mortgage loan files. The Custodian will be paid the fees as described under “Fees and Expenses of the Trust Fund” herein.

[Optional Purchase of Defaulted Mortgage Loans

Subject to certain limitations set forth in the Servicing Agreement, the [    ] will have the right, but not the obligation, to purchase for its own account any Distressed Mortgage Loan for a purchase price equal to the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon to the date of repurchase, plus any unreimbursed Advances, servicing advances or unpaid Servicing Fees allocable to the Distressed Mortgage Loan. The [    ] is prohibited from using any procedure in selecting Distressed Mortgage Loans to be repurchased which would be materially adverse to Certificateholders. Any such repurchase shall be accomplished by remittance to the [Master Servicer] [Trustee] of the purchase price for the Distressed Mortgage Loan for deposit into the Collection Account.]

[Special Servicer for Distressed Mortgage Loans

The Seller, with the consent of the Master Servicer and the NIMS Insurer, has the option under the Servicing Agreement to transfer any Mortgage Loan which becomes a Distressed Mortgage Loan for servicing by a special servicer selected by the Seller. Any special servicing fee paid to a special servicer will not exceed the related Servicing Fee Rate. The NIMS Insurer, in lieu of providing its consent, may purchase any Distressed Mortgage Loan precluding a transfer of a Distressed Mortgage Loan to a special servicer, as described above.]

[Pledge of Servicing Rights

The Servicing Agreement permits the Servicer to obtain financing by means of a pledge and assignment of their rights to reimbursement for outstanding Advances and other rights under the Servicing Agreement to one or more lenders. To the extent provided under any such financing arrangement, upon default by the Servicer, the lender may appoint a successor servicer; provided, such successor servicer meets all existing requirements for appointment of a successor servicer under the related Servicing Agreement and the Trust Agreement. See “—General” above.]

The Trust Agreement

General

The Certificates will be issued pursuant to the Trust Agreement. [The NIMS Insurer will be a third party beneficiary to the Trust Agreement and as such will have certain rights under the Trust Agreement for so long as the NIM Securities are outstanding or the NIMS Insurer is owed any amounts in connection with its guaranty of the NIM Securities.] Reference is made to the prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Trust Agreement and the Offered Certificates.

Offered Certificates in certificated form will be transferable at the Corporate Trust Office of the Trustee, which will serve as certificate registrar and paying agent. The [    ] will provide to a prospective or actual Certificateholder, without charge, upon written request, an electronic copy (without exhibits) of the Trust Agreement, upon request to [    ].

The Issuing Entity

On the Closing Date, and until the termination of the Trust Fund pursuant to the Trust Agreement, [    ] will be a common law trust formed under the laws of the State of New York. The Issuing Entity will be created under the Trust Agreement by the Depositor and its assets will consist of the Trust Fund. On the Closing Date, the Sponsor will make an initial deposit of $1,000 into the [Basis Risk Reserve Fund] on behalf of the Issuing Entity. The Issuing Entity will not have any liabilities as of the Closing Date, other than as provided in the Trust Agreement. The fiscal year end of the Issuing Entity will be December 31 of each year.

[On the Closing Date, the Supplemental Interest Trust will be created under the Trust Agreement by the Depositor, and its assets will consist of the [Swap] Agreement and such assets as from time to time deposited in the Supplemental Interest Trust Account. The Supplemental Interest Trust will be a common law trust formed under the laws of the State of New York. On the Closing Date, the Sponsor will make an initial deposit of $1,000 into the Supplemental Interest Trust Account on behalf of the Supplemental Interest Trust. All assets of the Supplemental Interest Trust are payable under the Trust Agreement to the Trust Fund. See “Description of the Certificates—Supplemental Interest Trust.”]

The Issuing Entity will not have any employees, officers or directors. The Trustee, the Depositor, [the Securities Administrator,] [the Master Servicer,] the Servicer and the Custodians will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Trust Agreement, the Sale and Assignment Agreement, the Servicing Agreement and the Custodial Agreements. See “The Master Servicer,” “The Servicer,” “Mortgage Loan Servicing” and “The Trust Agreement.”

The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically provided in the Trust Agreement. Under the Trust Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Trust Agreement, borrow money on behalf of the Trust Fund or make loans from the assets of the Trust Fund to any person or entity, without the amendment of the Trust Agreement by Certificateholders and the other parties thereto as described under “—Certain Matters Under the Trust Agreement—Amendment of the Trust Agreement.”

If the assets of the Trust Fund are insufficient to pay the Certificateholders all principal and interest owed, holders of some or all classes of Certificateholders will not receive all of their expected payments of interest and principal and will suffer a loss. The risk of loss to holders of Subordinate Certificates is greater than to holders of Senior Certificates. See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement and Other Support” in this prospectus supplement. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of a bankruptcy of the Sponsor, the Depositor or any Originator, it is not anticipated that the Trust Fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

The Trustee

The Trustee will be [    ], a [    ].  [The Trustee has acted as trustee for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the Mortgage Loans during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Trustee performed [    ].]

The Trustee’s functions, duties and responsibilities are described under “—Certain Matters Under the Trust Agreement—Duties of the Trustee” below. As compensation for its services, the Trustee will be paid [    ], as set forth under “Fees and Expenses of the Trust Fund.”

For a description of the limitations on the Trustee’s liability and any indemnification provisions that entitle the Trustee to be indemnified from the cashflow that otherwise would be used to pay the Certificates, see “—Certain Matters Under the Trust Agreement—Duties of the Trustee” below.

[If multiple trustees are involved in transaction, state each trustee’s name and form of organization. A description of each trustee’s functions, duties, responsibilities, limitations on liability and indemnification provisions to be provided as applicable.]

[The Securities Administrator

The Securities Administrator will be [    ], a [    ].  [The Securities Administrator has acted as securities administrator for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the Mortgage Loans during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Securities Administrator performed [    ].]

The Securities Administrator will be [    ], a [    ].

The Securities Administrator will be responsible under the Trust Agreement for [    ] and [    ]. The Securities Administrator will prepare the distribution date statements and [    ]. The Securities Administrator will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information. The Securities Administrator is entitled to the compensation described under “Fees and Expenses of the Trust Fund.”]

Assignment of Mortgage Loans

The Mortgage Loans will be assigned by the Depositor to the Trustee, together with all principal and interest received with respect to such Mortgage Loans on and after the Cut-off Date (other than Scheduled Payments due on that date). The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates.  Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date, the Servicer and the Custodian of the mortgage file, whether the Mortgage Loan is covered by an LPMI Policy and the applicable Prepayment Premium provisions, if any.

As to each Mortgage Loan, the documents described in the prospectus under “The Agreements—Assignment of Primary Assets” are generally required to be delivered to the applicable Custodian on behalf of the Trustee in accordance with the Trust Agreement.   [Describe any exceptions.]

Each transfer of the Mortgage Loans from the Seller to the Depositor and from the Depositor to the Trustee will be intended to be a sale of the Mortgage Loans and will be reflected as such in the Sale and Assignment Agreement and the Trust Agreement, respectively. However, in the event of insolvency of either the Seller or the Depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the Mortgage Loans by the insolvent party as a financing secured by a pledge of the Mortgage Loans. In the event that a court were to recharacterize the sale of the Mortgage Loans by either the Seller or the Depositor as a financing, each of the Depositor, as transferee of the Mortgage Loans from the Seller, and the Trustee will have a security interest in the Mortgage Loans transferred to it.  The Trustee’s security interest will be perfected by delivery of the mortgage notes to the applicable Custodian on behalf of the Trustee.

Representations and Warranties

The Mortgage Loans were [purchased pursuant to various Sale Agreements by the Seller directly from the Transferor] [are originated by [affiliates of] LBH].

[Pursuant to the terms of the Sale Agreement, the Transferor has made to the Seller, as direct purchaser or assignee, as of the Sale Date certain representations and warranties concerning the Transferred Mortgage Loans that generally include representations and warranties similar to those summarized in the prospectus under the heading “Loan Underwriting Procedures and Standards—Representations and Warranties.”  The Seller’s rights under the Sale Agreement will be assigned by the Seller to the Depositor pursuant to the Sale and Assignment Agreement and, in turn, assigned by the Depositor to the Trustee for the benefit of holders of the Certificates pursuant to the Trust Agreement.]

In addition to the representations and warranties summarized in the prospectus under the heading “Loan Underwriting Procedures and Standards—Representations and Warranties,” the Transferor has also made the following representations and warranties:  [List any Mortgage Loan representations and warranties which are material and are not listed in the prospectus.]

Within the period of time specified in the Trust Agreement following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the Mortgage Loan, or receipt of notice of such breach, the applicable Transferor or the Seller will be obligated either to (1) cure such breach, (2) repurchase the affected Mortgage Loan from the Trust Fund for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus any costs and damages incurred by the trust fund in connection with any violation of any anti-predatory or anti-abusive lending laws or (3) in the circumstances described in the prospectus under “The Agreements—Repurchase and Substitution of Non-Conforming Loans,” substitute a Qualifying Substitute Mortgage Loan.

[In addition, pursuant to the Sale and Assignment Agreement, with respect to any Transferred Mortgage Loans, the Seller will make to the Depositor (and the Depositor will assign to the Trustee for the benefit of holders of the Certificates) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the Mortgage Loans between the applicable Sale Date and the Closing Date.  In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by the applicable Transferor as described above, the Seller will be obligated in the same manner as the Transferor to cure such breach or repurchase the affected Mortgage Loan from the Trust Fund, as described above. However, the Seller will have no obligation to cure a breach or repurchase or replace a Transferred Mortgage Loan if the relevant breach constitutes a breach of a representation or warranty made by the related Transferor under the related Sale Agreement and such Transferor fails to fulfill its obligations. Notwithstanding the foregoing, the Seller will represent in the Sale and Assignment Agreement with respect to any Transferred Mortgage Loans in the event of a breach of those representations set forth in clauses ([    ]) and ([    ]) of the immediately preceding paragraph, the Seller will be directly obligated to cure such breach or repurchase or replace the affected Mortgage Loan.]

To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased or replaced by the applicable Transferor or the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of the Certificates, in particular the [    ] Certificates, may incur a loss.

Certain Matters Under the Trust Agreement

Duties of the Trustee.  The Trustee will serve as paying agent and certificate registrar. The Trustee will make payments to Certificateholders based solely on the Distribution Date statements prepared by the [Master Servicer] [Securities Administrator]. The Trustee will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information.

The Trustee will be required to perform only those duties specifically required of it under the Trust Agreement unless an Event of Default has occurred, in which case the Trustee may take such additional actions as described below under “—Events of Default under the Trust Agreement.” Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they are in the form required by the Trust Agreement; however, the Trustee will not be responsible for the accuracy or content of any documents furnished to the Trustee by the [    ] or any other party.

The Trustee will not have any liability arising out of or in connection with the Trust Agreement, except that the Trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in an Event of Default, and the Trustee will not be deemed to have notice of any Event of Default unless an officer of the Trustee has actual knowledge of the Event of Default or written notice of an Event of Default is received by the Trustee at its Corporate Trust Office. See “—Events of Default under the Trust Agreement” below. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

The Trustee will have no duties under the Trust Agreement with respect to any claim or notice it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan under the Trust Agreement; however, the Trustee will remit to [    ] any claim or notice it may receive which is delivered to the Corporate Trust Office and which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property. None of the provisions in the Trust Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the [Master] Servicer. The Trustee will not be responsible for any act or omission of the [Master Servicer,] [the Securities Administrator,] the Depositor or any other party.

The Trustee will not be responsible for (a) any recording or filing of any agreement or of any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing which may have been made, or the validity, priority, perfection or sufficiency of the security for the Certificates, (b) the payment of any insurance related to the Certificates or the Mortgage Loans or (c) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund, other than from funds available in any Trust Account. The Trustee is not responsible for the validity of the Trust Agreement, the Swap Agreement or the Certificates or the validity, priority, perfection or sufficiency of the security for the Certificates.

Events of Default Under the Trust Agreement.  An Event of Default under the Trust Agreement will generally consist of:

•

[list events of default under the Trust Agreement]

So long as an Event of Default remains unremedied under the Trust Agreement, the Trustee may terminate the Master Servicer, whereupon [    ], unless a successor master servicer is appointed, will succeed to all responsibilities, duties and liabilities of the Master Servicer under the Trust Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable Servicing Fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Trust Agreement. In the event that [    ] is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor Master Servicer.

During the continuance of an Event of Default under the Trust Agreement, the Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders, and Certificateholders evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the Trustee. Also, the Trustee may decline to follow the direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

No Certificateholder, solely by virtue of that holder’s status as a Certificateholder, will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless that Certificateholder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby have made a written request upon the Trustee to institute a proceeding in its own name as Trustee thereunder, and have offered to the Trustee reasonable indemnity, and the Trustee for the number of days specified in the Trust Agreement has neglected or refused to institute such a proceeding.

Expenses and Indemnities of the Trustee.  The Trustee will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with the Trust Agreement, except for expenses, disbursements and advances incurred by the Trustee in the routine administration of its duties under the Trust Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The Trustee will also be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the Trust Agreement or in connection with the performance of its duties under the Trust Agreement, the Swap Agreement, the Sale and Assignment Agreement, any Sale Agreement, any Servicing Agreement or any Custodial Agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the Trust Agreement.

The Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from the Interest Remittance Amount and Principal Remittance Amount, prior to distribution of any amounts to Certificateholders, provided that such reimbursable amounts will not exceed $[    ] in the aggregate per year from the Closing Date to the first anniversary of the Closing Date and each for each subsequent anniversary year thereafter. The Trustee will be entitled to reimbursement for its expenses and indemnification amounts in excess of $[    ] in each anniversary year from the aggregate of any Interest Remittance Amount remaining after application of any Current Interest and Carryforward Interest and [    ], as described under “Description of the Certificates—Distributions of Interest—Interest Distribution Priorities.”

Resignation of Trustee.  The Trustee may, upon written notice to the Depositor, the Master Servicer [and the Securities Administrator], resign at any time, in which event the Depositor will appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after the Trustee’s notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

The Trustee may be removed at any time by the Depositor if (a) the Trustee ceases to be eligible to continue to act as trustee under the Trust Agreement, (b) the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee is appointed, (c) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located or (d) the continued use of the Trustee would result in a downgrading of the rating by any Rating Agency of any Class of Certificates. In addition, the Trustee may be removed at any time by holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates upon 30 days’ written notice to the Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee, whereupon the predecessor trustee will mail notice of the succession of the successor trustee to all Certificateholders; the expenses of the mailing are to be borne by the predecessor trustee. The predecessor trustee will be required to assign to the successor trustee its interest under all Mortgage Loan files, and will be required to assign and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect that transfer. In addition, the Master Servicer and the predecessor trustee will be required to execute and deliver such other instruments and do such other things as may reasonably be required to vest in the successor trustee all such rights, powers, duties and obligations.

Amendment of the Trust Agreement.  The Trust Agreement may be amended by the parties to the Trust Agreement, without notice to or consent of the Certificateholders:

(1)

to cure any ambiguity;

(2)

to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

(3)

to add any other provisions with respect to matters or questions arising under the Trust Agreement; or

(4)

to comply with any requirements imposed by the Code;

provided, that (a) no such amendment may adversely affect the status of any REMIC and (b) any amendment under clause (3) above must not adversely affect in any material respect the interests of any Certificateholders. Any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Certificates.

The Trust Agreement may also be amended by the parties to the Trust Agreement with the consent of the Certificateholders of not less than 66% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no amendment may reduce the amount or delay the timing of payments on any Certificate without the consent of the holder of such Certificate, or reduce the percentage required to consent to the amendment, without the consent of Certificateholders of 100% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected by the amendment.

Reports to Certificateholders

The [Securities Administrator][Master Servicer] will prepare and, in the manner described under “Additional Information” above, will make available to each Certificateholder on each Distribution Date, or as soon thereafter as is practicable, a report setting forth the following information (on the basis of Mortgage Loan level information obtained from the Servicer):

[(1)

the aggregate amount of the distribution to be made on that Distribution Date to each class of Certificates, to the extent applicable, allocable to principal on the Mortgage Loans, including Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled and unscheduled principal payments;]

[(2)

the aggregate amount of the distribution to be made on that Distribution Date to each class of Certificates allocable to interest and the calculation thereof;]

[(3)

the amount, if any, of any distribution to the [    ] Certificates;]

[(4)

(A) the aggregate amount of any Advances required to be made by or on behalf of a Servicer (or the Master Servicer) with respect to that Distribution Date, (B) the aggregate amount of such Advances actually made, and (C) the amount, if any, by which (A) above exceeds (B) above;]

[(5)

by Mortgage Pool and in the aggregate, the total number of Mortgage Loans and the aggregate Scheduled Principal Balance of all the Mortgage Loans as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under item (1) above;]

[(6)

the Class Principal Amount of each class of Certificates, to the extent applicable, as of that Distribution Date after giving effect to payments allocated to principal reported under item (1) above, separately identifying any reduction of any of the foregoing Certificate Principal Amounts due to Applied Loss Amounts;]

[(7)

the amount of any Prepayment Premiums distributed to the Class P Certificates;]

[(8)

by Mortgage Pool and in the aggregate, the amount of any Realized Losses incurred with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date;]

[(9)

the amount of the Servicing Fees, [Credit Risk Manager’s Fees,] [other fees] and [primary mortgage insurance premiums] paid during the Collection Period to which that distribution relates;]

[(10)

the number and aggregate Scheduled Principal Balance of Mortgage Loans, as reported to the Securities Administrator by the Master Servicer, (a) remaining outstanding, (b) delinquent 30 to 59 days, (c) delinquent 60 to 89 days, (d) delinquent 90 or more days, (e) as to which foreclosure proceedings have been commenced, all as of the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs, (f) in bankruptcy and (g) that are REO Properties;]

[(11)

the aggregate Scheduled Principal Balance of any Mortgage Loans in any Mortgage Pool with respect to which the related Mortgaged Property became a REO Property as of the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs;]

[(12)

with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each Deleted Loan, and of each Qualifying Substitute Mortgage Loan;]

[(13)

the aggregate outstanding Carryforward Interest, Net Prepayment Interest Shortfalls, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each class of Certificates, after giving effect to the distribution made on that Distribution Date;]

[(14)

the Interest Rate applicable to that Distribution Date with respect to each class of Certificates;]

[(15)

with respect to [each] Mortgage Pool, the Interest Remittance Amount and the Principal Remittance Amount applicable to that Distribution Date;]

[(16)

if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Certificate Account and the amounts actually distributed);]

[(17)

the amount of any Overcollateralization Deficiency after giving effect to the distributions made on that Distribution Date;]

[(18)

[the aggregate amount of any insurance claim payments received with respect to any LPMI Policy during the related Collection Period;]

[(19)

the level of LIBOR and any other applicable Indices for that Distribution Date;]

[(20)

the amount of any Net Swap Payment to the Supplemental Interest Trust, any Net Swap Payment to the Swap Counterparty, any Swap Termination Payment to the Supplemental Interest Trust and any Swap Termination Payment to the Swap Counterparty;] and

[(21)

a statement as to whether any exchanges of Exchangeable Certificates have taken place since the preceding Distribution Date, and, if applicable, the names, certificate balances, including notional balances, certificate interest rates, and any interest and principal paid, including any shortfalls allocated, of any classes of certificates that were received by the Certificateholder as a result of such exchange.]

[If applicable, list contents of any other reports to Certificateholders.]

In addition, within 90 days after the end of each calendar year, the Trustee will prepare and make available to any person who at any time during the calendar year was a Certificateholder of record, a report summarizing the items provided to the Certificateholders pursuant to items ([    ]) and ([    ]) above on an annual basis as may be required to enable those Certificateholders to prepare their federal income tax returns. Such information shall also include the amount of OID accrued on each class of Certificates and information regarding the expenses of the Trust Fund furnished by the Master Servicer to the Trustee. The [Securities Administrator][Master Servicer] will provide the Trustee with such information as is necessary for the Trustee to prepare such reports (and the Trustee may rely solely upon such information).

Voting Rights

At all times [    ]% of all voting rights will be allocated among the holders of the [    ] Certificates as provided below. The portion of such voting rights allocated to the [    ] Certificates will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate principal balance of the Mortgage Loans. The remainder of such percentage portion of voting rights will be allocated to the [    ] Certificates. The holders of the [    ] Certificates will each be allocated [    ]% of the voting rights. The voting rights allocation to any class of Certificates will be allocated among all holders of each such class in proportion to the outstanding Certificate Principal Amount or Percentage Interest of such Certificates.

Yield, Prepayment and Weighted Average Life

General

The yields to maturity on the Offered Certificates will be affected by the rate of principal payments on the Mortgage Loans (including prepayments, which may include amounts received by virtue of repurchase, condemnation, insurance or foreclosure), the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower rates, the amount and timing of mortgagor delinquencies and defaults resulting in Realized Losses, the purchase price for the Certificates and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to a higher rate of prepayment than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include changes in borrowers’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans may generally be prepaid at any time without penalty and generally have due-on-sale clauses.

The rate of principal payments on the Mortgage Loans will be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the mortgagors, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The weighted average remaining term to maturity of the Mortgage Loans is approximately [     ] months; seasoning may influence the performance of the Mortgage Loans. The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Since the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under “Yield, Prepayment and Maturity Considerations”), no assurance can be given as to the actual rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor’s yield to maturity. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

[Some of the Mortgage Loans are subject to prepayment premiums.  These prepayment premiums, to the extent they are not waived by the applicable Servicer, may have the effect of reducing the amount of the likelihood of prepayment of the Mortgage Loans during these intervals.  Subject to any this prepayment premium, the Mortgage Loans generally may be prepaid in full or in part at any time.]

[The yields to investors on the [Class [    ]] Certificates may be adversely affected by the Trust Fund’s acquisition of Additional Mortgage Loans, which will reduce the amount and timing of [principal][interest][excess interest] distributions on these Certificates.]

Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions to holders of the Offered Certificates of principal amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

[As described herein, approximately [     ]% of the Mortgage Loans do not provide for monthly payments of principal for the first [    ] years following origination. Instead, only monthly payments of interest are due during that period. Other considerations aside, because of these characteristics, borrowers may be disinclined to prepay the loans during the [    ] year period. In addition, because no principal is due on the loans for their initial [    ] year period, the Certificates will amortize at a slower rate during that period than would otherwise be the case. Thereafter, when the monthly payments on the loans are recalculated on the basis of a twenty year, level payment amortization schedule as described herein, principal payments on the Certificates are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the underlying loans were calculated on the basis of a [    ] year amortization schedule. The Mortgage Loans were generally originated (or modified) with Mortgage Rates for their first [    ] years below the rate that would have resulted if based on the Index and related Gross Margin. The Mortgage Loans may experience lower rates of prepayment during the period that the loans bear interest at the lower Mortgage Rates. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Mortgage Loans.]

The Certificate Interest Rate for the [    ] Certificates at any time will be capped at a rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans. To the extent that Mortgage Loans bearing relatively high Mortgage Rates experience a more rapid rate of prepayment than Mortgage Loans with relatively low rates, the Certificate Interest Rate for the [    ] Certificates will be reduced, and this reduction could be substantial.

If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield to maturity may be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield to maturity may be lower than that so calculated.

The yields on the Offered Certificates may be adversely affected by Net Prepayment Interest Shortfalls on the Mortgage Loans. The yields on the Offered Certificates may also be adversely affected by reductions in the Mortgage Rates under the Relief Act or similar state or local laws.

[The payment of balloon payments may result in lower yields on Class [   ] Certificates than would be the case if all the Mortgage Loans were fully amortizing.  Balloon mortgage loans also pose a greater risk of default than fully amortizing Mortgage Loans because borrowers are required to pay substantial principal payments (the “Balloon Payment”) upon maturity.  A borrower’s ability to pay a Balloon Payment may depend on its ability to refinance the Mortgage Loan or sell the related Mortgaged Property.

The effective yields to holders of the [    ] Certificates will be lower than the yields otherwise produced by the Certificate Interest Rate and the related purchase price because monthly distributions will not be made to the holders until the [    ] day (or the immediately following Business Day if the [    ] day is not a Business Day) of the month following the month in which interest accrues on the Certificate (without any additional distribution of interest or earnings thereon in respect of any delay.

[Subordination of the Class [      ] Certificates

On each Distribution Date, the holders of any higher ranking Class of Certificates will have a preferential right to receive amounts of interest and principal due to them on that Distribution Date before any distributions are made on any Class of Certificates subordinate to that Class. As a result, the yields to maturity and the aggregate amount of distributions on the Class [     ] Certificates will be more sensitive than the yields of higher ranking Certificates to the rate of delinquencies and defaults on the Mortgage Loans.

As more fully described herein, the principal portion of Realized Losses (other than Excess Losses) on the Mortgage Loans will be allocated first to the lower ranking Classes of Subordinate Certificates, then to the Class [    ] Certificates, then to the Class [    ] Certificates, and then to the Class [    ] Certificates, in that order, until the Class Certificate Principal Amount of each Class has been reduced to zero, before any Realized Losses will be allocated to the Senior Certificates. The interest portion of Realized Losses (other than Excess Losses) will reduce the amount available for distribution on the related Distribution Date to the lowest ranking Class or Classes of Certificates outstanding on that date.]

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest applied in reduction of the Certificate Principal Amounts of the Offered Certificates.

Prepayments on mortgage loans are commonly measured relative to a [       ] prepayment standard or model. The model used in this prospectus supplement for the Mortgage Loans (“[       ]”) is [       ], which represents [       ].

[       ] does not purport to be either a historical description of the prepayment experience of the  mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund.

The tables set forth on Annex B-2 to this prospectus supplement were prepared based on the following modeling assumptions:

[Detailed list of all modeling assumptions to be provided.]

The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth on Annex B-2 hereto, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity and Mortgage Rates of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of [       ] specified, even if the weighted average remaining terms to maturity and the weighted average Mortgage Rates of the Mortgage Loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the [    ] Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of [       ].

Subject to the foregoing discussion and assumptions, the tables set forth on Annex B-2 hereto indicate the weighted average lives of the [    ] Certificates and set forth the percentages of the initial Class Principal Amounts of the [    ] Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of [       ].

The weighted average life of a [    ] Certificate is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the [    ] Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

Material Federal Income Tax Considerations

General

[An election will be made to treat the Trust Fund as a REMIC for federal income tax purposes. In the opinion of [McKee Nelson LLP] [Dechert LLP] [Heller Ehrman LLP], assuming compliance with all provisions of the Trust Agreement, for federal income tax purposes the Trust Fund will qualify as one or more REMICs pursuant to Section 860D of the Code, the Offered Certificates other than the Class R Certificate will be considered to be “regular interests” in a REMIC within the meaning of the Code, and the Class R Certificate will be considered to be the sole class of “residual interest” in each REMIC within the meaning of the Code. See “Material Federal Income Tax Considerations” in the Prospectus.

Although the matter is not free from doubt, the Depositor intends to report stated interest on the Offered Certificates as “qualified stated interest.”

The Offered Certificates may be issued with original issue discount for federal income tax purposes. See “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments” in the Prospectus. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be a rate equal to [   ]% [   ]. No representation is made that the Mortgage Loans will prepay at these rates or at any other rates. Original issue discount must be included in income as it accrues on a constant yield method, regardless or whether a holder receives concurrently the cash attributable to original issue discount.

[Residual Certificates

Special tax considerations apply to an investment in Residual Certificates. In certain circumstances, the method of taxation of Residual Certificates can produce a significantly less favorable after-tax return for beneficial owners of Residual Certificates than would be the case if (1) Residual Certificates were taxable as debt instruments or (2) no portion of the taxable income on a Residual Certificate in each period were treated as “excess inclusion” income.  See “Material Federal Income Tax Considerations — REMIC Residual Certificates” in the Prospectus.

Residual Certificates may not be transferred, sold, pledged or otherwise assigned unless, prior to the transfer, the proposed transferee delivers to the Trustee an affidavit certifying that the transferee is not a Disqualified Organization and is not purchasing a Residual Certificate on behalf of a Disqualified Organization and certifying as to any matters as may be necessary to verify that no significant purpose of the transfer is to impede the assessment or collection of tax, including the ability of the transferee to pay applicable taxes. In addition, Residual Certificates may not be held by a nominee. Each proposed transferee must also sign a transferee letter which, in the case of a transfer to or from a Foreign Person, generally would require furnishing evidence that the transfer would be respected for federal income tax purposes.]

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Considerations” in the Prospectus.]

Legal Investment Considerations

[The Offered Certificates will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Offered Certificates.]

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors are encouraged to consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by them.  See “Legal Investment Considerations” in the Prospectus.

Use of Proceeds

The net proceeds from the sale of the Offered Certificates will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Mortgage Loans [and the repayment of any financing][and the funding of the Pre-Funding Amount]. The Mortgage Loans will be acquired by the Depositor from the Seller in a privately negotiated transaction.

ERISA Considerations

A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code should carefully review with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See “ERISA Considerations” in the accompanying Prospectus.

Underwriting

Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter(s), the Depositor has agreed to sell to the Underwriter(s), and the Underwriter(s) [has/have] agreed to purchase from the Depositor, all of the Offered Certificates [as expressed as a portion of Class Principal Amount or Class Notional Amount, as applicable, as set forth below].

[The allocation among the underwriter(s) to be provided.]

The distribution of the Offered Certificates by the Underwriter(s) will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter(s) may effect the transactions by selling the Certificates to or through dealers, and the dealers may receive from the Underwriter(s), for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter(s) and any dealers that participate with the Underwriter(s) in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Act. The Underwriting Agreement provides that the Depositor will indemnify the Underwriter(s) against certain civil liabilities, including liabilities under the Act.

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[    ].

[         ] has entered into an agreement with the Depositor to purchase the Class [     ] Certificates simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

Lehman Brothers Inc. is an affiliate of the Depositor, [the Seller,] [one of the Servicers] [and the Master Servicer].

Legal Matters

Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter by [McKee Nelson LLP, Washington, D.C.] [Dechert LLP, New York, New York] [Heller Ehrman LLP, Seattle, Washington].

Ratings

It is a condition to the issuance of the Offered Certificates that they have the applicable rating or ratings by [    ], [    ] and [    ] indicated under “Initial Certificate Ratings” in the table on page S-1.

The ratings of “AAA” and “Aaa” are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Offered Certificates of distributions in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Offered Certificates. The ratings do not take into consideration any of the tax aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments.

[The ratings do not address the likelihood that any Basis Risk Shortfall or Unpaid Basis Risk Shortfall will be paid to Certificateholders.]

There will be no arrangements to have the ratings monitored while the Certificates are outstanding.

The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than those described above; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies described above.

Glossary of Defined Terms

80+ LTV Loans	First Lien Mortgage Loans having original Loan-to-Value Ratios in excess of 80%.
Accrual Period	For each class of [ ] and each Distribution Date, the period beginning on [ ] and ending on [ ].
[Additional Mortgage Loans	Any additional Mortgage Loans to be added to the Trust Fund during the Revolving Period, as described under “Acquisition by the Trustee of Additional Mortgage Loans.”]
Adjustable Rate Mortgage Loans

Mortgage Loans for which the related mortgage note provides for adjustment of the applicable Mortgage Rate, as described under [“Description of the Mortgage Pool—Adjustable Rate Mortgage Loans” and “—The Indices.”]

Adjustment Date	With regard to the Adjustable Rate Mortgage Loans, each date on which the related Mortgage Rate is adjusted in accordance with the terms of the related mortgage note.
Advance

An advance of funds which [     ] is generally obligated to make with respect to delinquent payments of principal and interest on the Mortgage Loans (other than Balloon Payments), based on an interest rate adjusted to the related Mortgage Rate less the related Servicing Fee Rate.

Applied Loss Amount

For any Distribution Date, after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Collection Period and distributions of principal on such Distribution Date, the amount by which the [    ] exceeds [     ].

Balloon Loans

Any Mortgage Loan that provides for (1) equal monthly Scheduled Payments that will not reduce the Scheduled Principal Balance of the Mortgage Loan to zero at its maturity date and (2) a larger monthly payment due at its maturity date equal to the unpaid Scheduled Principal Balance of that Mortgage Loan, with interest thereon.

Balloon Payments	Final payments on Balloon Loans due on their maturity dates that are significantly larger than other monthly payments.
Basis Risk Payment

For any Distribution Date, the sum of (1) any Basis Risk Shortfall for such Distribution Date, (2) any Unpaid Basis Risk Shortfall for such Distribution Date and (3) any Required Reserve Fund Amount (as specified in the Trust Agreement) for such Distribution Date.

Basis Risk Reserve Fund	A reserve fund into which any amount of [ ] is deposited in order to pay Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls.
Basis Risk Shortfall

For each Distribution Date and any class of [     ], the amount, if any, by which the amount calculated under the applicable Interest Rate formula exceeds the amount calculated under the applicable Net Funds Cap for such class.

BBA	The British Bankers’ Association.
Beneficial Owner	Any person acquiring an interest in a Book-Entry Certificate.
Book-Entry Certificates	The Certificates, other than any Definitive Certificate.
Business Day	Generally any day other than a Saturday or Sunday or a day on which banks in [ ] are closed.
Cap Contract	A limited recourse notional principal contract.
Carryforward Interest	For any class of [ ] and any Distribution Date, the sum of [ ].
Certificate Account	A certificate account maintained by [ ]on behalf of the Certificateholders.
Certificate Principal Amount

For any [     ] as of any Distribution Date, its initial Certificate Principal Amount as of the Closing Date, as reduced by all amounts previously distributed on that Certificate in respect of principal prior to such Distribution Date.

Certificateholder	Any person acquiring a beneficial ownership interest in any Certificate.
Certificates	The [ ].
Class Principal Amount	For any class of [ ], the aggregate of the Certificate Principal Amounts of all certificates of that class.
Clearstream Luxembourg	Clearstream Banking Luxembourg.
Clearstream Luxembourg Participants	Participating organizations that utilize the services of Clearstream Luxembourg.
Closing Date	[ ]
Code	The Internal Revenue Code of 1986, as amended.
Collection Account	The collection account maintained by the Master Servicer established in the name of the Trustee and for the benefit of the Certificateholders.
Collection Period

For any Distribution Date, the [      ] period beginning on the [      ] day of the [      ] month immediately preceding the month in which such Distribution Date occurs and ending on the [      ] day of the month in which such Distribution Date occurs.

Combined Loan-to-Value Ratio

For any Mortgage Loan at any date of determination, the ratio of the principal balance of such Mortgage Loan at the date of determination, plus the principal balance of each mortgage loan senior thereto based upon the most recent information available to the Seller, to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale, or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of such refinancing or modification.

Compensating Interest

For any applicable Distribution Date and prepayments in full or in part, the amount required to be paid by [     ] in respect of any resulting Prepayment Interest Shortfalls up to an amount equal to the aggregate of the Servicing Fees received on the Mortgage Loans serviced by it.

Credit Scores

Statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower’s credit worthiness. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with origination of mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The Credit Scores set forth in the tables in Annex A were obtained at either the time of origination of the related Mortgage Loan or more recently. Neither the Depositor nor [any of] the Originator[s] makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

Current Interest	For any class of [ ] and any Distribution Date, the aggregate amount of interest accrued at the applicable Interest Rate during the [ ].
Custodial Agreements	The custodial agreements, each between [ ] and [ ].
Custodians	On the Closing Date [ ], each in [its] capacity as a custodian, or any successor thereto.
Cut-off Date	[ ]
Cut-off Date Balance	The Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date.
Deferred Amount	For each Distribution Date and for each class [ ], the amount by which [ ].
Definitive Certificate	A physical certificate representing any Certificate.
Deposit Date	The Business Day immediately preceding each Distribution Date.
Designated Telerate Page

The Moneyline Telerate Service page 3750, or such other page as may replace page 3750, or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars.

Distressed Mortgage Loan	Any Mortgage Loan which becomes more than [90] days delinquent or for which [ ] has accepted a deed in lieu of foreclosure.
Distribution Date	[ ]
DTC	The Depository Trust Company.
ERISA	The Employee Retirement Income Security Act of 1974, as amended.
ERISA Restricted Offered Certificate	An Offered Certificate which does not have a rating of BBB- or above or Baa3 or above at the time of its acquisition by a Plan.
Euroclear	The Euroclear System.
Euroclear Participants	Participating organizations that utilize the services of Euroclear.
First Lien Mortgage Loans	Mortgage Loans secured by mortgages or deeds of trust or similar security instruments creating a first lien on the related Mortgaged Property.
Fixed Rate Mortgage Loans	Mortgage Loans for which the related mortgage note provides for a fixed Mortgage Rate for the entire amortization term of those Mortgage Loans.
Global Securities	The globally offered Certificates.
Gross Margin	For Adjustable Rate Mortgage Loans, the interest rate margin specified in the related mortgage note.
Index	The index applicable to any Adjustable Rate Mortgage Loan, based on [Six-Month LIBOR] or [One-Year CMT].
Initial Cap

For any Adjustable Rate Mortgage Loan, a fixed percentage specified in the related mortgage note beyond which the related Mortgage Rate generally will not increase or decrease on the first Adjustment Date.

Insurance Proceeds

Any amounts paid by an insurer under a primary mortgage insurance policy, any standard hazard insurance policy, flood insurance policy or any other insurance policy relating to the Mortgage Loans or related Mortgaged Properties.

Interest Rate	[ ]
Interest Remittance Amount	For any Distribution Date and any Mortgage Pool, an amount equal to [ ].
Interest-Only Mortgage Loans

Mortgage Loans that provide for payment of interest at the related Mortgage Rate, but no payment of principal, for the period specified in the related mortgage note following the origination of the related Mortgage Loan.

IRS	The Internal Revenue Service.
Issuing Entity	[ ]
LIBOR	The London Interbank Offered Rate.
LIBOR Business Day	Any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.
LIBOR Determination Date	The [ ] LIBOR Business Day preceding the commencement of each Accrual Period.
Liquidated Mortgage Loan

In general, a defaulted Mortgage Loan as to which [     ] has determined that all amounts that it expects to recover in respect of such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

Loan-to-Value Ratio

For any Mortgage Loan at any date of determination, the ratio of the principal balance of such Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.

Maximum Interest Rate	[ ]
Maximum Rate	For any Mortgage Loan, the rate specified in the related mortgage note which the related Mortgage Rate will never exceed.
Minimum Rate	For any Mortgage Loan, the rate specified in the related mortgage note which the related Mortgage Rate will never be less than.
Monthly Excess Cashflow	For any Distribution Date, [ ].
Monthly Excess Interest	Any remaining Interest Remittance Amounts from [ ].
Mortgage Loans

The [conventional, adjustable and fixed rate, fully amortizing and balloon, first and second lien [residential][multifamily][mixed residential/commercial] mortgage loans] included in the Trust Fund as of the Closing Date.

Mortgage Loans	The [conventional, adjustable and fixed rate, fully amortizing and balloon, first and second lien residential mortgage loans] included in the Trust Fund as of the Closing Date.
Mortgage Pool	[ ]
Mortgage Rate	For any Mortgage Loan, its applicable interest rate as determined in the related mortgage note as reduced by any application of the Relief Act.
Mortgaged Property	The real property securing a Mortgage Loan.
Net Funds Cap	For each Distribution Date , an annual rate equal to [ ].
Net Liquidation Proceeds

All amounts, net of (1) unreimbursed expenses and (2) unreimbursed Advances and servicing advances, received and retained in connection with the liquidation of defaulted Mortgage Loans, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure.

Offered Certificates	The [ ].
OID	Original issue discount.
One-Month LIBOR	The average of the interbank offered rates for one-month U.S. dollar deposits in the London market.
One-Year CMT

The weekly average yield on United States treasury security adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15(519) and most recently available as of the date 45 days before the related Adjustment Date.

Originators	The originators of the Mortgage Loans.
Optimal Interest Remittance Amount	For each Distribution Date, the product of [ ].
Participant	Participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.
Participation Interests

A participation interest in certain Mortgage Loans, established under a participation agreement.  Each participation interest will represent an entitlement to interest and principal payments on a single Mortgage Loan.

Periodic Cap

For any Adjustable Rate Mortgage Loan, the fixed percentage specified in the related mortgage note above and below which the related Mortgage Rate will not be adjusted on any Adjustment Date, except for the first Adjustment Date.

Plan	Any employee benefit plan or other retirement arrangement that is subject to ERISA or to Section 4975 of the Code.
Pool Balance	For any Mortgage Pool as of any date of determination, the aggregate of the Scheduled Principal Balances of the Mortgage Loans in such Mortgage Pool as of such date.
Prepayment Interest Excess	For any Mortgage Loan, any excess of any interest received on that Mortgage Loan over one month’s interest at the Net Mortgage Rate.
Prepayment Interest Shortfall

The amount by which one month’s interest at the Mortgage Rate (as reduced by the related Servicing Fee Rate) on a Mortgage Loan as to which a voluntary prepayment has been made in the month preceding the month in which such prepayment is distributed to Certificateholders exceeds the amount of interest actually received in connection with such prepayment.

Prepayment Period	For each Distribution Date for a prepayment [in part or in full], the [calendar month] immediately preceding the month in which such Distribution Date occurs.
Prepayment Premium	A prepayment premium payable by the borrower in connection with certain full or partial prepayments of principal on a Mortgage Loan.
Prepayment Premium Period

The period of time specified in the related mortgage note during which the related Mortgage Loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments of that Mortgage Loan.

Principal Distribution Amount	For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which [ ].
Principal Distribution Amount	For each Mortgage Pool for any Distribution Date, an amount equal to [ ].
Principal Remittance Amount	For each Mortgage Pool and for any Distribution Date, an amount equal to [ ].
PTCE 95-60	Prohibited Transaction Class Exemption 95-60.
PTE	A Prohibited Transaction Exemption granted by the U.S. Department of Labor.
Purchase Price	An amount equal to the sum of [ ].
Rating Agencies	Each of [ ].
Realized Loss	The excess of the outstanding principal balance of a Liquidated Mortgage Loan over the related Net Liquidation Proceeds, to the extent allocable to principal.
Relevant Depositary	[ ] as depositary for Clearstream Luxembourg, and [ ] as depositary for Euroclear, individually.
Relief Act	The Servicemembers Civil Relief Act and similar state or local laws.
Relief Act Reduction	Any reduction of the applicable Mortgage Rate by application of the Relief Act.
Residual Certificate	The Class R Certificate.
[Revolving Account	An account maintained by [ ] on behalf of the Certificateholders for the purposes of acquiring Additional Mortgage Loans.]
[Revolving Period	The period from and including the Distribution Date in [ ] and ending on the Distribution Date in [ ].]
Sale Agreements	The transfer agreements pursuant to which [ ] purchased a Mortgage Loan directly from the Transferors.
Sale and Assignment Agreement	The mortgage loan sale and assignment agreement dated as of [ ], between the Seller and the Depositor.
Sale Date	The date on which a Mortgage Loan was purchased by the [ ] pursuant to the related Sale Agreement.
Scheduled Payment	The monthly scheduled payment of interest and principal specified in the related mortgage note for the Mortgage Loan.
Scheduled Principal Balance

For any Mortgage Loan as of any date of determination, an amount generally equal to its outstanding principal balance as of the Cut-off Date after giving effect to Scheduled Payments due on or before such date, whether or not received, as reduced by (1) the principal portion of all Scheduled Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period immediately preceding such date of determination. The Scheduled Principal Balance of a Liquidated Mortgage Loan will be equal to zero.

Second Lien Mortgage Loans	Mortgage Loans secured by mortgages or deeds of trust or similar security instruments creating a junior lien on the related Mortgaged Property.
Securities Act	The Securities Act of 1933, as amended.
Seller	[ ]
Servicer Remittance Date	The [ ] day of each month.
Servicer	On the Closing Date, [ ] and any other Servicer servicing the Mortgage Loans.
Servicing Account	A custodial account maintained by each Servicer established in the name of [ ] and for the benefit of Certificateholders.
Servicing Agreement	The servicing agreement, between the Seller and the Servicer.
Servicing Fee

For each Mortgage Loan, a monthly fee paid to each Servicer out of interest collections received from the related Mortgage Loan calculated at the Servicing Fee Rate on the outstanding principal balance of each Mortgage Loan.

Servicing Fee Rate	[ ]
Six-Month LIBOR	The average of the interbank offered rates for six-month U.S. dollar deposits in the London market, calculated as provided in the related mortgage note.
Six-Month LIBOR Mortgage Loans	Adjustable Rate Mortgage Loans providing for semi-annual adjustment of the related Mortgage Rate based on Six-Month LIBOR.
SMMEA	The Secondary Mortgage Market Enhancement Act of 1984, as amended.
Stepdown Date	The earlier of (x) [ ] or (y) [ ].
Subsequent Recovery	Any amount recovered with respect to a Liquidated Mortgage Loan for which a Realized Loss has been incurred after liquidation and disposition of such Mortgage Loan.
Substitution Amount

Generally equal to the amount, if any, by which the Scheduled Principal Balance of a Mortgage Loan required to be removed from a Mortgage Pool due to a breach of a representation or warranty or defective documentation exceeds the principal balance of the related substitute Mortgage Loan, plus unpaid interest accrued thereon, any unpaid Advances or servicing advances, unpaid Servicing Fees (and related interest) and the costs and damages incurred by the Trust Fund in respect of such removed Mortgage Loan as a result of violations of any applicable federal, state or local predatory or abusive lending law with respect to such Mortgage Loan.

Target Amount	For any Distribution Date, an amount equal to [ ].
Tax Counsel	[ ]
Transferors	The various entities from which the [ ] purchased Mortgage Loans pursuant to the Sale Agreements.
Transferred Mortgage Loans	The Mortgage Loans purchased by [ ] from various Transferors under the Sale Agreements.
Trust Accounts	The Certificate Account, the Servicing Accounts, the Basis Risk Reserve Fund and [ ].
Trust Agreement	The trust agreement dated as of [ ], among [ ].
Trust Fund	The trust fund created pursuant to the Trust Agreement.
Trustee	[ ] in its capacity as trustee under the Trust Agreement, or any successor thereto.
Underwriter	[ ]
Underwriting Agreement	Collectively, the underwriting agreement and the terms agreement between the Depositor and the Underwriter.
Underwriting Guidelines	The underwriting guidelines established by the Originator, in accordance with which the Mortgage Loans have been originated or acquired by the Originator.
Unpaid Basis Risk Shortfall

For any class of [     ] on any Distribution Date, the aggregate of all Basis Risk Shortfalls for such class remaining unpaid from all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, computed without regard to the applicable Net Funds Cap, but limited to a rate no greater than the applicable Maximum Interest Rate.

[The following Annexes are incorporated by reference
into this prospectus supplement.]

 Annex A:
Certain Characteristics of the Mortgage Loans

The following tables set forth certain information as of the Cut-off Date, for the Mortgage Loans, in each case having the stated characteristics shown in the tables in each range. As used in these tables, the “non-zero weighted average” of any characteristic of the Mortgage Loans will not include in such weighted average those Mortgage Loans which do not have that characteristic (or for which that characteristic cannot be determined). (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

Property Types

Property Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Cut-Off Date Scheduled Principal Balances

Range of Scheduled Principal Balances ($)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The average Scheduled Principal Balance is approximately $[           ].

Mortgage Rates

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The weighted average Mortgage Rate is approximately [    ]%.

Type of Mortgage Rates

Type of Mortgage Rates	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%
Fixed
Adjustable (Six Month LIBOR)
Adjustable (One Year CMT)

Total			$100.00%

The weighted average Mortgage Rate is approximately [    ]%.

Original Terms to Maturity

Range of Maturities (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$

Total			$100.00%

The weighted average original term to maturity is approximately [     ] months.

Remaining Terms to Maturity

Range of Maturities (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The weighted average remaining term to maturity is approximately [   ] months.

Loan Purposes

Loan Purposes	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Original Loan-to-Value Ratios

Range of Original Loan-to- Value Ratios* (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The weighted average original Loan-to-Value Ratio is approximately [     ]%.

Geographic Distribution

State	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Loan Documentation

Loan Documentation	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Occupancy Status

Occupancy Status	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Prepayment Premium Period (Years)

Prepayment Premium Period Years)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

 Annex B-1:
Assumed Mortgage Loan Characteristics

 Annex B-2:
Principal Amount Decrement Tables

Percentage of Initial Class Certificate Principal Amount of the Offered Certificates
Outstanding at the Following Percentages of [   ]

	Class [ ] Certificates
Distribution Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%

Weighted Average Life in Years

__________

* Indicates a value between 0.0% and 0.5%.

 Annex [C]:
Available Combinations for Exchange

Original Certificates				Exchangeable Certificates
Mortgage Pool	Original Class	Original Balance(1)	CUSIP Number	Exchange Class	Maximum Original Class Principal Balance	Interest Type	Principal Type(2)	Summary Interest Rate Formula	CUSIP Number	Final Distribution Date
Combination 1
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Combination 2
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

$[                ]

(Approximate)

Structured Asset Securities Corporation

Mortgage Pass-Through Certificates

Series [     ]

Structured Asset Securities Corporation

[Depositor]

[                               ]

[Sponsor and Seller]

[                               ]

[Servicer/Master Servicer]

_______________

PROSPECTUS SUPPLEMENT

[                ]

_______________

[Underwriters]

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, [                      ], 20[   ]

PROSPECTUS SUPPLEMENT

(To Prospectus dated [               ])

$[              ] (Approximate)

STRUCTURED ASSET SECURITIES CORPORATION

Home Equity Loan Pass-Through Certificates, Series [      ]

[ ]	[ ]
Sponsor and Seller	Issuing Entity
[ ]	Structured Asset Securities Corporation
[Servicer/Master Servicer]	Depositor

______________________________

Consider carefully the risk factors beginning on page S-[   ] of this prospectus supplement and on page [   ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary beginning on page S-[   ] in this prospectus supplement and the index of principal terms on page [   ] in the prospectus.

The certificates will represent interests in the issuing entity only and will not represent interests in or obligations of the sponsor, the depositor or any of their affiliates or any other party.

This prospectus supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.

The issuing entity will issue certificates including the following classes offered hereby:

●   [      ] classes of senior certificates

●   [      ] classes of subordinate certificates

The classes of certificates offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, in the table under “The Offered Certificates” on page S-[   ] of this prospectus supplement.  This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table on page S-[   ] and not to the other classes of certificates that will be issued by the issuing entity as described in this prospectus supplement.

Distributions on the offered certificates will be payable [       ], as described in this prospectus supplement.  The first expected distribution date will be [        ].  Credit enhancement for the offered certificates includes [describe any credit enhancement].  [Amounts payable under [describe any derivative agreements] provided by [    ] will be applied to [describe purpose of derivative agreement(s)].] [The Class [   ] Certificates will be exchangeable for certain other classes of certificates, as described in this prospectus supplement.] [The certificates are subject to a mandatory auction call on [    ] as described under “Description of the Certificates—Mandatory Auction Call of the Certificates.”]

[Describe assets of the issuing entity.]  [After the closing date of this transaction, but before [     ], the issuing entity may acquire additional mortgage assets for inclusion in the mortgage pool as described at “Description of the Mortgage Pool—Conveyance of Subsequent Mortgage Assets” in this prospectus supplement.]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

[Describe underwriting arrangements.]

On or about [         ], delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of [    ].

[Underwriters]

The date of this prospectus supplement is [             ]

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates.

The information presented in this prospectus supplement is intended to enhance the general terms of the accompanying prospectus.  You should rely on the information in this prospectus supplement for the specific terms of the certificates and the offering.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with any other information.

We are not offering the certificates in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

_____________________

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

_____________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

Prospectus Supplement


The Offered Certificates

S-5

Summary of Terms

S-7

Risk Factors

S-16

Glossary

S-31

Description of the Certificates

S-31

General

S-31

Book-Entry Registration

S-32

[Exchangeable Certificates

S-33

Distributions of Interest

S-35

[Determination of LIBOR

S-36

Distributions of Principal

S-37

Credit Enhancement

S-37

[The Residual Certificate

S-39

[Supplemental Interest Trust

S-40

Optional Purchase of the HELOCs

S-40

[Mandatory Auction Call of the Certificates

S-41

Fees and Expenses of the Trust Fund

S-42

Description of the Mortgage Pool

S-43

General

S-43

HELOC Terms

S-44

[Adjustable Rate HELOCs

S-46

[Participation Interests in Mortgage Assets

S-46

The HELOCs

S-47

[Conveyance of Subsequent Mortgage Assets

S-47

[Acquisition by the Trustee of Additional Mortgage Assets

S-49

Legal Proceedings

S-51

Affiliations

S-51

Additional Information

S-51

Underwriting Guidelines

S-52

[Originator Name]

S-52

[    ] Underwriting Guidelines

S-52

General Underwriting Guidelines

S-52

[The Master Servicer]

S-52

The Servicer

S-53

General

S-53

[Servicer Name]

S-53

Administration of the Trust Fund

S-54

Servicing and Administrative Responsibilities

S-54

Trust Accounts

S-57

Example of Distributions

S-57

HELOC Servicing

S-59

General

S-59

Servicing Accounts and the Collection Account

S-59

Servicing Compensation and Payment of Expenses

S-60

Waiver or Modification of HELOC Terms

S-60

Prepayment Interest Shortfalls

S-60

Advances

S-61

Collection of Taxes, Assessments and Similar Items

S-61

Insurance Coverage

S-61

Evidence as to Compliance

S-61

[Master Servicer Default;] Servicer Default

S-62

Amendment of the Servicing Agreement

S-62

Custody of the Mortgage Files

S-63

[Optional Purchase of Defaulted HELOCs

S-63

[Special Servicer for Distressed HELOCs

S-63

[Pledge of Servicing Rights

S-63

The Trust Agreement

S-64

General

S-64

The Issuing Entity

S-64

The Trustee

S-65

[The Securities Administrator

S-65

Assignment of HELOCs

S-66

Representations and Warranties

S-66

Certain Matters Under the Trust Agreement

S-67

Reports to Certificateholders

S-71

Voting Rights

S-73

Yield, Prepayment and Weighted Average Life

S-73

General

S-73

[Subordination of the Class [      ] Certificates

S-76

Weighted Average Life

S-76

Material Federal Income Tax Considerations

S-77

General

S-77

[Residual Certificates

S-78

Legal Investment Considerations

S-78

Use of Proceeds

S-78

ERISA Considerations

S-79

Underwriting

S-79

Legal Matters

S-79

Ratings

S-80

Glossary of Defined Terms

S-81

Annex A:  Certain Characteristics of the HELOCs

S-A-1

Annex B-1:  Assumed HELOC Characteristics

S-B-1-1

Annex B-2:  Principal Amount Decrement Tables

S-B-2-1

Annex [C]:  Available Combinations for Exchange

S-C-1


The Offered Certificates

The certificates consist of the [class(es)] of certificates listed in the tables below[, together with the Class [       ] Certificates].  Only the classes of certificates listed in the tables below are offered by this prospectus supplement.

Class	[Related Mortgage Pool(s)]	Class Principal or Notional Amount(1)	Initial Interest Rate(2)	Summary Interest Rate Formula (until Initial Optional Termination Date)(3)	Summary Interest Rate Formula (after Initial Optional Termination Date)(3)	Principal Type	Interest Type	Initial Certificate Ratings
								[Name of Rating Agency]	[Name of Rating Agency]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Description of Interest Rate]	[Insert Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Description of Interest Rate]	[Insert Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Description of Interest Rate]	[Insert Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]

____________________________

(1)  These balances are approximate, as described in this prospectus supplement.

(2)  Reflects the interest rate as of the closing date.

(3)  Reflects the summary interest rate formula [to be described as applicable].

The offered certificates will also have the following characteristics:

Class	Record Date	Delay / Accrual Period	Interest Accrual Convention	Final Scheduled Distribution Date	Expected Final Scheduled Distribution Date	Minimum Denominations	Incremental Denominations	CUSIP Number
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Summary of Terms

•

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the certificates, you should carefully read this entire prospectus supplement and the accompanying prospectus.

•

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•

Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included in this prospectus supplement.

•

[Whenever we refer to a percentage of some or all of the home equity lines of credit in the trust fund [or in any mortgage pool], that percentage has been calculated on the basis of the total scheduled principal balance of those home equity lines of credit as of [        ], unless we specify otherwise.  We explain in this prospectus supplement under “Description of the Certificates – Distributions of Principal” how the scheduled principal balance of a home equity line of credit is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any home equity lines of credit, we mean the total of their scheduled principal balances determined by that method, unless we specify otherwise.]

Parties

Sponsor and Seller

[       ] will sell the home equity lines of credit to the depositor.

Depositor

Structured Asset Securities Corporation, a Delaware special purpose corporation, will sell the home equity lines of credit to the issuing entity. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 526-7000.

Issuing Entity

[       ].

Trustee

[       ].

[Securities Administrator

[       ] will be responsible for preparing monthly distribution statements and certain tax information for investors and certain tax filings for the trust fund.]

[Master Servicer

[       ] will oversee the servicing of the home equity lines of credit by the servicers.]

Primary Servicer[s]

On the closing date, [       ] will service approximately [       ]% of the home equity lines of credit.]

[Credit Risk Manager

[       ] will monitor and advise the servicers with respect to default management of the home equity lines of credit and also prepare certain loan-level reports for the trust fund which will be available for review by certificateholders.]

Originator[s]

[       ] and [various other banks, savings and loans and other mortgage lending institutions] originated the home equity lines of credit to be included in the trust fund.

[Certificate Insurer

[   ] will provide a certificate guaranty insurance policy for [    ] Certificates.

[[Swap] [Cap] Counterparty

[       ].]

[Auction Administrator

[       ].]

[Affiliations

[If the sponsor, depositor or issuing entity is an affiliate of any servicer, trustee, originator or any other transaction party, disclose such here. Also, disclose any other affiliations among transaction parties.]]

The Certificates

The certificates offered by this prospectus supplement will be issued with the initial approximate characteristics set forth under “The Offered Certificates” in the table on page S-[   ].

[The offered certificates will be issued in book-entry form.  The minimum denominations and the incremental denominations of each class of offered certificates are set forth in the table on page S-[   ].]

The certificates represent ownership interests in a trust fund, the assets of which will consist primarily of [describe assets of the trust fund] having a total principal balance as of the cut-off date, which is [       ], of approximately $[       ].  [In addition, [the supplemental interest trust] will hold an [interest rate swap agreement] for the benefit of the certificateholders.]

[The home equity lines of credit to be included in the trust fund will be divided into [       ] mortgage pools: [name mortgage pools].  [Describe mortgage pool assets].

[Payments of principal and interest on the Class [       ] Certificates will be based primarily on collections from the mortgage pool [    ] home equity lines of credit.  Payments of principal and interest on the Class [       ] Certificates will be based primarily on collections from the mortgage pool [    ] home equity lines of credit. Payments of principal and interest on the Class [       ] Certificates will be based on collections from [both / all] mortgage pools as described herein.]

The rights of holders of the Class [       ] Certificates to receive payments of principal and interest will be subordinate to the rights of the holders of certificates having a senior priority of payment, as described in this Summary of Terms under “—Enhancement of Likelihood of Payment on the Certificates—Subordination of Payments” below.  We refer to the Class [       ] Certificates collectively as “subordinate” certificates.  We refer to the Class [       ] Certificates collectively as “senior” certificates.

[The Class [     ] and Class [     ] Certificates are exchangeable for certain other classes of senior certificates in the combinations identified on Annex [   ] to this prospectus supplement.]

[The Class [    ] Certificates will be entitled to receive any monthly excess cashflow remaining after required distributions are made to the offered certificates.]

[The Class [       ] Certificates are not offered by this prospectus supplement.]

The offered certificates will have an approximate total initial principal amount of $[       ]. Any difference between the total principal amount of the offered certificates on the date they are issued and the approximate total principal amount of the offered certificates as reflected in this prospectus supplement will not exceed 5%.

Payments on the Certificates

Principal and interest on each class of the certificates will be payable on the [25th] day of each month, beginning in [          ].  However, if the [25th] day is not a business day, payments will be made on the [next] business day after the [25th] day of the month.

Interest Payments

Amounts Available for Interest Payments

Interest will accrue on each class of offered certificates at the applicable annual rates described below:

●  Class [       ] Certificates: [describe interest rate and any applicable caps or limitations].

[If the option to purchase the home equity lines of credit is not exercised by the [servicer/master servicer] on the initial optional termination date as described under “—The HELOCs—Optional Purchase of the HELOCs” below, then with respect to the next distribution date and each distribution date thereafter, the applicable annual rate [describe any changes in the interest rate].

See “—The HELOCs—Optional Purchase of the HELOCs” below.

[You will receive from each mortgage pool of home equity lines of credit only the payments of interest that the component parts of your class of certificates that relate to that mortgage pool are entitled to receive.  As described in this prospectus supplement, you may receive less than you are entitled to from any particular mortgage pool of home equity lines of credit if those home equity lines of credit do not generate enough interest in any particular month to pay interest due.]

[The Class [   ] Certificates are principal-only certificates and will not be entitled to payments of interest.]

See “Description of the Certificates – Distributions of Interest” in this prospectus supplement.

Priority of Interest Payments

In general, on each distribution date, the interest remittance amount, which is the amount of interest collected from the home equity lines of credit during the collection period related to the distribution date minus the amount of any [servicing fees][other fees], will be distributed in the following order of priority:

first, [to the Class [   ] Certificates, the amount of [   ]];

second, [to the Class [   ] Certificates, the amount of [   ]]; and

[   ], [any remaining interest after payments as described above will be paid to the certificates as [excess interest]].

[The Interest Rate Swap Agreement/Cap Agreement

[   ] will enter into an [interest rate swap agreement/cap agreement] with [       ], as [swap/cap] counterparty. Under the [interest rate swap agreement/cap agreement], [describe swap agreement].

See [   ] in this prospectus supplement.]

[A graphic illustration of interest payment priority to be provided to the extent such illustration enhances the disclosure of the interest payment priority.]

Principal Payments

Amounts Available for Principal Payments

The amount of principal payable on the [   ] certificates will be determined by (1) formulas that allocate portions of principal payments received on the mortgages loans between [mortgage pools] [different certificate classes], (2) funds received on the home equity lines of credit that are available to make payments on the certificates, (3) [the application of excess interest from each mortgage pool to pay principal on the certificates and (4) [the amount of principal received on the home equity lines of credit that is released to the residual certificate, calculated as described in this prospectus supplement].

Priority of Principal Payments

In general, on each distribution date, the principal remittance amount, which is the amount of principal collected from the home equity lines of credit during the collection period related to the distribution date, including prepayments, liquidation proceeds and amounts from home equity lines of credit repurchased from the trust fund, minus the amount of any [expenses of the trustee][other expenses], will be distributed in the following order of priority:

first, [to the Class [   ] Certificates, the amount of [   ]];

second, [to the Class [   ] Certificates, the amount of [   ]]; and

[   ], [any remaining principal after payments as described above will be paid to the certificates as [excess cashflow]].

[A graphic illustration of principal payment priority to be provided to the extent such illustration enhances the disclosure of the principal payment priority.]

Trigger Events

The manner of allocating payments of principal on the home equity lines of credit will differ, as described above, depending upon the occurrence of several different events or triggers:

●  [describe any applicable events or triggers];

See “Description of the Certificates — Distributions of Principal” and “Glossary of Defined Terms” in this prospectus supplement.

Limited Recourse

The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund.  The trust fund will have no other source of cash other than collections and recoveries of the home equity lines of credit through insurance or otherwise [if applicable, describe any cap or derivatives providing support] [if applicable, describe any mortgage pool or certificate guaranty insurance policy].  No other entity will be required or expected to make any payments on the certificates [other than [   ] with respect to the guaranty insurance policy].

Exchangeable Certificates

On each distribution date when exchangeable certificates are outstanding, principal distributions from the applicable related certificates are allocated to the related exchangeable certificates that are entitled to principal.  The payment characteristics of the classes of exchangeable certificates will reflect the payment characteristics of their related classes of regular certificates. Annex [   ] shows the characteristics of the exchangeable certificates and the combinations of certificates and exchangeable certificates.

See “Description of the Certificates—Exchangeable Certificates—Procedures" in this prospectus supplement and "Description of the Securities—Exchangeable Securities" in the prospectus for a description of exchangeable certificates and exchange procedures and fees.

Enhancement of Likelihood of Payment on the Certificates

The payment structure of this securitization includes [forms of credit enhancement to be described as applicable].  [The [   ] certificates will [be insured by a] [not be insured by any] financial guaranty insurance policy.]  [Name of financial guaranty insurance policy to be provided if applicable.]

See “Risk Factors – Potential Inadequacy of Credit Enhancement” and “Description of the Certificates – Credit Enhancement” in this prospectus supplement for a detailed description of the forms of credit enhancement available to the certificates.

[Subordination of Payments

Payments of interest and principal will each be made to holders of each class of offered certificates before payments are made to the holder of the [REMIC] residual certificate.  In addition, certificates with an “A” in their class designation will have a payment priority as a group over other certificates.  Class [   ] certificates will have a payment priority over class [   ] certificates, and class [   ] certificates will have a payment priority over class [   ] certificates.

These payment priorities are intended to increase the likelihood that the holders of class [  ] certificates and, to a lesser extent, the holders of class [  ] certificates, will receive regular payments of interest and principal.

See “Description of the Certificates – Credit Enhancement – Subordination” in this prospectus supplement.]

[Allocation of Losses

As described in this prospectus supplement, amounts representing losses on the home equity lines of credit (to the extent that those losses exceed excess interest and any overcollateralization, as described in this prospectus supplement) will be applied to reduce the principal amount of the [    ] class of certificates still outstanding that has the lowest payment priority, until the principal amount of that class of certificates has been reduced to zero.  For example, losses in excess of overcollateralization and excess interest will first be allocated in reduction of the principal amount of the Class [    ] Certificates until it is reduced to zero, then in reduction of the principal amount of the Class [    ] Certificates until it is reduced to zero.  If a loss has been allocated to reduce the principal amount of a [   ] certificate, it is unlikely that investors will receive any payment in respect of that reduction [except in the case of those certificates covered by the guaranty insurance policy as described below].

[A graphic illustration of allocation of losses to be provided to the extent such illustration enhances the disclosure of the allocation of losses.]

See “Description of the Certificates – Credit Enhancement – Application of Realized Losses” in this prospectus supplement.]

[Excess Interest

The home equity lines of credit bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the [    ] certificates and [   ].  This “excess interest” received from the home equity lines of credit each month will be available to absorb realized losses on the home equity lines of credit and to maintain the required level of overcollateralization.

In general, on each distribution date, any excess interest will be distributed in the following order of priority:

first, [to the Class [   ] Certificates, the amount of [   ]];

second, [to the Class [   ] Certificates, the amount of [   ]]; and

[   ], [any remaining excess interest after payments as described above will be paid to the [residual] certificates.

[A graphic illustration of any excess interest distribution to be provided to the extent such illustration enhances the disclosure of the application of excess interest.]

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Credit Enhancement—Excess Interest” in this prospectus supplement.]

[Overcollateralization

On the closing date, the total principal balance of the home equity lines of credit in the trust is expected to exceed the total principal amount of the certificates by approximately $[    ], which represents [    ]% of the total principal balance of the home equity lines of credit in the trust fund as of [    ].  This condition is referred to in this prospectus supplement as “overcollateralization.”  Thereafter, to the extent described in this prospectus supplement, a portion of excess interest may be applied to pay principal on the certificates to the extent needed to maintain the required level of overcollateralization.  We cannot, however, assure you that sufficient interest will be generated by the home equity lines of credit to maintain any level of overcollateralization.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Credit Enhancement—Overcollateralization” in this prospectus supplement.]

[Limited Cross-Collateralization

Under certain limited circumstances, principal payments on the home equity lines of credit in [a mortgage pool] may be distributed as principal to holders of the [   ] certificates corresponding to [another pool or pools].

If the [   ] certificates relating to one pool have been retired, then principal payments on the home equity lines of credit relating to the retired [   ] certificates will be distributed to the remaining [   ] certificates of the other [pool or pools], if any, before being distributed to the [   ] certificates.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Distributions of Principal” in this prospectus supplement.]

[Interest Rate Swap Agreement

Any net swap payment received under the [interest rate swap agreement] will be applied to pay interest shortfalls, maintain overcollateralization and cover losses, as described in this prospectus supplement.

See “Description of the Certificates—Supplemental Interest Trust—Interest Rate Swap Agreement” and “—Application of Deposits and Payments Received by the Supplemental Interest Trust” in this prospectus supplement.]

[[Certificate] [Pool] Insurance Policy

The [   ] [certificate][pool] guaranty insurance policy will guarantee certain interest and principal payments to holders of [   ] Certificates under the instances described in this prospectus supplement.  [No other classes of certificates will benefit from the certificate guaranty insurance policy.]

For information about [   ] and for a more detailed discussion of the [   ] guaranty insurance policy, see “The [Certificate] [Pool] Insurance Policy” in this prospectus supplement.

Fees and Expenses

Before payments are made on the certificates, the servicer will be paid a monthly fee calculated either as [    ]% annually.

The trustee will be paid [   ].

[describe other fees to be paid to any master servicer, securities administrator and credit risk manager, as applicable].

In each case, the fees described above will be paid to the related party from amounts received on the home equity lines of credit, before payments of any amounts to certificateholders. The [servicer’s] fees will be paid prior to the payment of other fees. [The other parties will be paid their fees simultaneously on a proportionate basis.]

Expenses of the servicer[, the custodians, the master servicer and the securities administrator] will be reimbursed before payments are made on the certificates.  Expenses of the trustee will be reimbursed up to $[    ] annually before payments of interest and principal are made on the certificates; any additional unpaid expenses above $[    ] in any year will be paid to the trustee to the extent of any remaining interest remittance amount after all payments of interest on the certificates.

See “Fees and Expenses of the Trust Fund” in this prospectus supplement.

Final Scheduled Distribution Date

The final scheduled distribution date for the offered certificates will be the applicable distribution date specified in the table on page S-[   ].  The final scheduled distribution date for the [      ] certificates is based upon [      ].  The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially earlier, than the applicable final scheduled distribution date.

[The NIMS Insurer

One or more insurance companies, referred to herein collectively as the NIMS Insurer, may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust or other special purpose entity and secured by all or a portion of the [   ] Certificates.  In that event, the NIMS Insurer will be able to exercise rights which could adversely affect certificateholders.

We refer you to “Risk Factors—Rights of the NIMS Insurer May Affect Certificates” in the prospectus for additional information concerning the NIMS Insurer.]

The HELOCs

On the closing date, which is expected to be on or about [     ], the assets of the trust will consist primarily of [    pool(s) of] home equity lines of credit secured by [first and second lien mortgages or deeds of trust on residential properties].

[The home equity lines of credit held by the trust fund will not be insured or guaranteed by any government agency.]

The depositor expects that the home equity lines of credit will have the following characteristics as of the cut-off date:

[Aggregate] [Pool __ ] HELOC Summary

	Range or Total	Weighted Average	Total Percentage(1)

Number of HELOCs
[Number of Fixed Rate HELOCs]
[Number of Adjustable Rate HELOCs]
Total Outstanding Principal Balances
Credit Limits
Credit Limit Utilization Rates
Mortgage Rates
Original Draw Period (in months)
Remaining Draw Period (in months)
Original Terms to Maturity (in months)
Remaining Terms to Maturity (in months)
Original Combined Loan-to-Value Ratios
Number of Second Lien HELOCs
Geographic Distribution in Excess of 10.00% of the Total Scheduled Principal Balance:
Number of HELOCs in [ ]
Number of HELOCs in the Maximum Single Zip Code Concentration
Credit Scores
Gross Margins(2)
Maximum Mortgage Rates(2)
Minimum Mortgage Rates(2)
Months to Next Mortgage Rate Adjustment(2)
Initial Caps(2)
Periodic Caps(2)

_____________________

(1)  Percentages calculated based on the total principal balance of the home equity lines of credit.

(2)  The weighted average is based only on the adjustable rate home equity lines of credit in [   ] pool[s].

[In addition, approximately [   ] mortgage assets, with a total principal balance as of the cut-off date of approximately $[         ], which represents approximately [    ]% of the mortgage assets, are represented by participation interests in mortgage assets.  The depositor expects that the participation interests will have the following characteristics as of the cut-off date:  [         ].]

[The home equity lines of credit were generally originated or acquired in accordance with underwriting guidelines that are [less strict than][in accordance with] Fannie Mae and Freddie Mac guidelines. [As a result, the home equity lines of credit are likely to experience higher rates of delinquency, foreclosure and bankruptcy than home equity lines of credit underwritten in accordance with higher standards.]]

[The home equity lines of credit held by the trust will not be insured or guaranteed by any government agency.]

[None of the home equity lines of credit in the trust fund will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.]

Servicing of the HELOCs

[The home equity lines of credit will be master serviced by [       ].  The master servicer will oversee the servicing of the home equity lines of credit by the servicer[s].]  Primary servicing may subsequently be transferred to servicers other than the initial servicer[s], in accordance with the trust agreement and the servicing agreement, as described in this prospectus supplement.

[[    ] will retain certain rights relating to the servicing of the home equity lines of credit, including the right to terminate and replace any servicer, at any time, without cause, in accordance with the terms of the trust agreement and the applicable servicing agreement, which, among other things, generally requires payment of a termination fee.]

See “The Master Servicer,” “The Servicer” and “HELOC Servicing” in this prospectus supplement.

[The Pre-Funding Arrangement

On the closing date, approximately $[         ] , which represents [         ]% of the mortgage pool assets, will be deposited by [        ] in a pre-funding account maintained by [          ].  It is intended that additional subsequent mortgage assets will be sold to the trust fund by the depositor from time to time, from [       ] until [       ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional mortgage assets if applicable.]]

[See “Description of the Mortgage Pool—Conveyance of Subsequent Mortgage Assets” in this prospectus supplement.]

[The Revolving Period

On each distribution date during the revolving period (i.e. from the closing date until [    ]), the depositor may direct the trustee to purchase from the depositor for inclusion in the trust fund additional mortgage assets, up to an aggregate maximum purchase price of $[    ] , which represents approximately [    ]% of the total principal balance of the mortgage pool[s] as of the cut-off date.  If the depositor so directs, the [trustee] [securities administrator]will deposit all or a portion of the amount of [interest] [principal] payable on the home equity lines of credit [from each pool] that would otherwise be made to certificateholders into a separate revolving account established for the [related] pool, and will apply deposits in the revolving account to fund the purchase of those additional mortgage assets [to be included in that pool], provided certain other conditions are satisfied at the time of purchase.  Funds on deposit in the revolving account may only be applied to acquire additional mortgage assets for the [related] pool.  The additional mortgage assets will have the same general characteristics as the [related] pool described in this prospectus supplement.

See “Description of the Mortgage Pool—Acquisition by the Trustee of Additional Mortgage Assets” in this prospectus supplement.]

Optional Purchase of the HELOCs

[               ], [with the prior written consent of [     ], which consent may not be unreasonably withheld,] may purchase the home equity lines of credit and the other assets of the trust fund on or after the initial optional termination date, which is the distribution date following the month in which the total principal balance of the home equity lines of credit [(determined in the aggregate rather than by pool)] declines to less than [   ]% of the initial total principal balance of the home equity lines of credit as of the cut-off date.  If [            ] does not exercise that option, [           ]  may purchase the home equity lines of credit.

[If the home equity lines of credit in any pool and the other assets of the pool are purchased, the certificateholders of the related classes of certificates will be paid [   ].]

[If the option to purchase the home equity lines of credit is not exercised on the initial optional termination date, then, beginning with the next distribution date and thereafter, the interest rates on the offered certificates will be increased as described in the table on page S-[  ].]

See “Description of the Certificates—Optional Purchase of HELOCs” in this prospectus supplement for a description of the purchase price to be paid for the home equity lines of credit upon an optional purchase.  [See “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments” in this prospectus supplement for a description of the increased interest rates to be paid on the certificates after the initial optional termination date.]

Mandatory Auction Call of the Certificates

On [               ], [       ] will act as auction administrator and will solicit bids for purchase of the certificates in the secondary market from dealers and institutional investors.  If bids are received for the entire amount of the certificates subject to the mandatory auction, then the auction will have been successful and the certificates will be sold to the highest bidders.  The mandatory auction will close if sufficient bids are received covering all of the certificates that are subject to the mandatory auction, and if the market value swap agreement covers any shortfall from par.  If these conditions are not met, then the auction will have failed and the original investors will retain their certificates.  If these conditions are met, then the auction will close, and the original investors will be obligated to tender their certificates and will receive the required par purchase price.

See “Description of the Certificates—Mandatory Auction Call of the Certificates” in this prospectus supplement for a description of the terms of a mandatory auction.]

[Financing

An affiliate of Lehman Brothers Inc. has provided financing for certain of the home equity lines of credit. A portion of the proceeds of the sale of the certificates will be used to repay the financing.]

Tax Status

[To be described as applicable.]

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

[To be provided as applicable.]

ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans.  Because of the complexity of regulations that govern these plans, you are encouraged to consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any certificates.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The certificates will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should also consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Certificates

The certificates offered by this prospectus supplement will initially have the ratings from [       ] set forth in the table on page S-[  ].

See “Ratings” in this prospectus supplement for a more complete discussion of the certificate ratings and “Risk Factors—Ratings on the Securities are Dependent on Assessments by the Rating Agencies” in the prospectus.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered certificates.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

[Risks Related to Higher Expected Delinquencies of the HELOCs]

[The home equity lines of credit, in general, were originated according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines, so the home equity lines of credit are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by home equity lines of credit underwritten in accordance with higher standards. In particular, a significant portion of the home equity lines of credit in the trust fund were classified in relatively low (i.e., relatively higher risk) credit categories.

Changes in the values of mortgaged properties related to the home equity lines of credit may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the home equity lines of credit in the trust fund than on home equity lines of credit originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related home equity lines of credit.

See “Description of the HELOCs—General” in this prospectus supplement for a description of the characteristics of the home equity lines of credit and “The Originators and the Underwriting Guidelines” for a general description of the underwriting guidelines applied in originating the home equity lines of credit.

See also “Risk Factors—Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” in the prospectus for a discussion of the risks relating to “subprime,” “non-prime” and “non-conforming” mortgage loans.]

Cash Flow Limited in Early Years of HELOCs

During the first [ ]-year draw down period under the credit line agreements for the home equity loans, borrowers are not required to make monthly payments of principal. As a result, collections on the home equity lines of credit may vary. With respect to some of the home equity lines of credit, during the second [ ]-year draw down period, no monthly payments of principal are required. Collections on the home equity lines of credit may also vary due to seasonal purchasing and payment habits of borrowers. As a result, there may be limited collections available to make payments to you.

General credit risk may also be greater to you than to holders of instruments representing interests in level payment home equity lines of credit since no payment of principal of the home equity lines of credit generally is required until after either a five- or ten-year interest-only period. Minimum monthly payments are required to equal or exceed accrued interest on the home equity lines of credit.

[The Servicer Has Limited Ability to Change the Terms of the HELOCs

The servicer may agree to changes in the terms of a home equity line of credit if the changes:

●  do not materially and adversely affect the interest of the noteholders or the insurer (including the tax status of any REMIC created by the trust agreement); and

●  are consistent with prudent business practice.]

[HELOC Interest Rates May Limit Interest Rates on the Certificates]

[The [    ] certificates will accrue interest at an interest rate that adjusts monthly based on the [one-month LIBOR] index plus a specified margin.  However, the interest rates on these [    ] certificates are subject to a limitation, generally based on the weighted average interest rate of the home equity lines of credit, net of certain allocable fees and expenses of the trust fund. [    ] of the home equity lines of credit to be included in each mortgage pool will have interest rates that either are [fixed] [or adjust semi-annually] based on a [six-month LIBOR] index, as described in “Description of the HELOCs—The Indices.”

The adjustable rate home equity lines of credit in each mortgage pool may also have periodic maximum and minimum limitations on adjustments to their interest rates, and all of these adjustable rate home equity lines of credit will have the first adjustment to their interest rates [    ] after their first payment dates. As a result, the [    ] certificates may accrue less interest than they would accrue if their interest rates were solely based on the [one-month LIBOR] index plus the specified margin.

A variety of factors could limit the interest rates and adversely affect the yield to maturity on, and market value of, the certificates. Some of these factors are described below.
● [Describe different adjustment periods between the certificates and the home equity lines of credit]
● [Describe different indices between the certificates and the home equity lines of credit]
● [Describe a reduction of interest rates on the certificates due to net funds cap limitations]
● [Describe how the recovery of basis risk shortfalls may be limited]
● [Describe any additional interest rate or yield factors that may apply]

See “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments,” “Description of the Certificates—Distributions of Interest” and “—Credit Enhancement—Overcollateralization” in this prospectus supplement. For a general description of the interest rates of the home equity lines of credit, see “Description of the HELOCs” in this prospectus supplement.]

Risks Related to Potential Inadequacy of Credit Enhancement and Other Support

The [excess interest], [overcollateralization], [subordination], [loss allocation] and [limited cross-collateralization] features, [together with] [[Fannie Mae] [Freddie Mac] guaranties,] [the interest rate swap agreement] [and for the benefit of the [    ] Certificates only, the cap agreement], all as described in this prospectus supplement, are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the home equity lines of credit.

[Excess Interest and Overcollateralization.  On the closing date, the total principal balance of the home equity lines of credit will exceed the total principal amount of the [    ] certificates by approximately $[    ], which is equal to [    ]% of the aggregate principal balance of the home equity lines of credit as of the cut-off date. This excess is referred to in this prospectus supplement as “overcollateralization” and will be available to absorb losses. We cannot assure you, however, that the home equity lines of credit, [together with amounts available from the interest rate swap agreement,] will generate enough excess interest to maintain this overcollateralization level as set by the rating agencies. The following factors will affect the amount of excess interest that the home equity lines of credit will generate:

● [Describe the effect of prepayments]
● [Describe defaults, delinquencies and liquidations]
● [Describe increases in the index related to any mortgage risk]
● [Describe any additional factors that may apply]

See “Description of the Certificates—Credit Enhancement—Overcollateralization” in this prospectus supplement.  See also “Risk Factors—Potential Inadequacy of Credit Enhancement—Excess Interest and Overcollateralization” in the prospectus.]

[Fannie Mae and Freddie Mac Guaranties.  The assets of the trust include Fannie Mae and Freddie Mac certificates.  Although payments on Fannie Mae and Freddie Mac certificates are guaranteed by those respective agencies, these agencies’ guaranties are not backed by the full faith and credit of the United States.  Neither the United States nor any U.S. agency is obligated to finance or otherwise assist either Fannie Mae or Freddie Mac in any manner.  Therefore, if the Fannie Mae and Freddie Mac certificates do not pay as expected, you might suffer a loss on your investment in the certificates.]

[The Interest Rate Swap Agreement.  Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and repay losses. However, no amounts will be payable to the supplemental interest trust by the swap counterparty unless the floating amount owed by the swap counterparty on a distribution date exceeds the fixed amount owed to the swap counterparty. This will not occur except in periods when [one-month LIBOR] (as determined pursuant to the interest rate swap agreement) exceeds the applicable rate of payment owed by the trust fund, which will range from [    ]% to [    ]% per annum on the scheduled notional amount as described in this prospectus supplement. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization, pay interest shortfalls or repay losses on the home equity lines of credit.

See “Description of the Certificates—Supplemental Interest Trust—Interest Rate Swap Agreement” in this prospectus supplement.  See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]

[The Cap Agreement.  Any amounts received under the cap agreement will be applied as described in this prospectus supplement to pay certain interest amounts on the [    ] Certificates resulting from application of the applicable net funds cap. We cannot assure you that any amounts will be received under the cap agreement.

See “Description of the Certificates—Distributions of Interest—The Cap Agreement” in this prospectus supplement.]

[Subordination and Allocation of Losses.  If the applicable subordination is insufficient to absorb losses, then certificateholders will likely incur losses and may never receive all of their principal payments. You should consider the following:

●  if you buy a Class [    ] Certificate and losses on the home equity lines of credit exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ] and Class [    ] Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class [    ] Certificates by the amount of that excess; and

●  if you buy a Class [    ] Certificate and losses on the home equity lines of credit exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ], Class [    ] and Class [    ] Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class [    ] Certificates by the amount of that excess.

●  if you buy a Class [    ] Certificate and losses on the home equity lines of credit exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ], Class [    ] and Class [    ] Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class [    ] Certificates by the amount of that excess.

[Losses on the home equity lines of credit will not reduce the principal amount of the senior certificates.]

If overcollateralization is maintained at the required amount and the home equity lines of credit generate interest in excess of the amount needed to pay interest and principal on the certificates, the fees and expenses of the trust fund [and any swap payments owed to the swap counterparty], then excess interest will be used to pay you and other certificateholders the amount of any reduction in the principal amounts of the certificates caused by application of losses. These payments will be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal amount was reduced because of the application of losses.

See “Description of the Certificates—Credit Enhancement—Subordination” and “—Application of Realized Losses” in this prospectus supplement.]

[Limited Cross-Collateralization.  Principal payments on the [    ] certificates will depend, for the most part, on collections on the home equity lines of credit in the related mortgage pool. However, the [    ] certificates will have the benefit of credit enhancement in the form of overcollateralization and subordination from [each] mortgage pool. That means that even if the rate of losses on home equity lines of credit in the mortgage pool related to any class of senior certificates is low, losses in the unrelated mortgage pool[s] may reduce the loss protection for those certificates.]

[Risks Related to the Interest Rate Swap Agreement]

[Any net swap payment payable to the swap counterparty under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce payments of interest on the certificates.  The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the certificates.

In the event that the trust fund, after application of all interest and principal received on the home equity lines of credit, cannot make the required net swap payments to the swap counterparty, a swap termination payment as described in this prospectus supplement will be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of the interest rate swap agreement will reduce amounts available for distribution to certificateholders.

See “Description of the Certificates—Distributions of Interest,” “—Distributions of Principal” and “—Supplemental Interest Trust” in this prospectus supplement. See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]

[Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Certificates]

As of the date of this prospectus supplement, the [swap counterparty] [cap counterparty] currently has the ratings described under “Description of the Certificates—Supplemental Interest Trust—The [Swap][Cap] Counterparty.” The ratings of the [    ] certificates are dependent in part upon the credit ratings of the [swap counterparty] [cap counterparty]. If a credit rating of the [swap counterparty] [cap counterparty] is qualified, reduced or withdrawn and the [swap counterparty] [cap counterparty] does not post collateral securing its obligations under the interest rate [swap][cap] agreement or a substitute counterparty is not obtained in accordance with the terms of the interest rate [swap][cap] agreement, the ratings of the [    ] certificates may be qualified, reduced or withdrawn. In that event, the value and marketability of those certificates will be adversely affected.

See “Description of the Certificates—Supplemental Interest Trust—Interest Rate [Swap][Cap] Agreement” in this prospectus supplement. See also “Risk Factors—Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Certificates” in the prospectus.]

[Special Risks for Certain Classes of Certificates

The [    ] Certificates are [interest-only][principal-only] certificates.  These certificates have yields to maturity (or early termination) – the yield you will receive if you hold a certificate until it has been paid in full – that are highly sensitive to prepayments on the related home equity lines of credit.

If you purchase the [    ] Certificates, you should consider the risk that you may receive a lower than expected yield and may not fully recover your initial investment if the home equity lines of credit experience a [faster][slower] than expected rate of prepayments.  Prepayments on the home equity lines of credit may occur as a result of solicitations of the borrowers by mortgage asset providers, including the seller and its affiliates and the servicer, as described under “Yield, Prepayment and Weighted Average Life” in this prospectus supplement.

Exercise by the [master] servicer of its right to purchase the home equity lines of credit, as described under “Description of the Certificates—Optional Termination of the Trust Fund,” will adversely affect the yields on the [    ] Certificates.

See “Yield, Prepayment, and Weighted Average Life” in this prospectus supplement for a description of factors that may affect the sensitivity of these certificates’ yield to maturity. See also “Risk Factors—Special Risks for Certain Classes of Securities” in the prospectus.]

[Special Default Risk of Second Lien HELOCs]

[Approximately [    ]% of the home equity lines of credit are secured by second liens on the related mortgaged properties. These second lien home equity lines of credit are subordinate to the rights of the mortgagee under the related first lien home equity lines of credit and may present special risks upon default of any second lien home equity lines of credit.

See “Risk Factors—Special Default Risk of Second Lien Mortgage Loans” and “—Risks Related to Simultaneous Second Liens and Other Borrower Debt” in the prospectus.]
Risks Related to Unpredictability and Effect of Prepayments

The rate of prepayments on the home equity lines of credit will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, home equity credit line prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the home equity lines of credit may decrease.

A prepayment of a home equity line of credit will usually result in a payment of principal on the certificates, and, depending on the type of certificate and the price investors paid for that certificate, may affect the yield on that certificate.

[See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Unpredictability and Effect of Prepayments” in the prospectus for a description of factors that may influence the rate and timing of prepayments on the home equity lines of credit.]

[Risks Related to HELOCs with Interest-Only Payments]

Approximately [    ]% of the home equity lines of credit provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of [    ] years following origination. Following the applicable interest-only period, the monthly payment with respect to each of these home equity lines of credit will be increased to an amount sufficient to amortize the principal balance of the home equity line of credit over the remaining term and to pay interest at the related mortgage interest rate.

The presence of these home equity lines of credit in the trust fund will, absent other considerations, result in longer weighted average lives of the related certificates than would have been the case had these loans not been included in the trust fund. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first [    ] years of the term of a home equity line of credit as a disincentive to prepayment. After the monthly payment has been increased to include principal amortization, delinquency or default may be more likely.

See “Yield, Prepayment and Weighted Average Life—General” in this prospectus supplement and “Risk Factors—Risks Related to Mortgage Loans with Interest-Only Payments” and “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.]

[Delinquencies Due to Servicing Transfer]

[As described in this prospectus supplement, servicing of approximately [    ]% of the home equity lines of credit initially serviced by [    ] will be transferred to one or more other servicers on or about [    ]. It is also possible that servicing of home equity lines of credit may be transferred in the future in accordance with the provisions of the [trust agreement] [servicing agreement] as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under the related servicing agreement, (2) the exercise by the seller of its right to terminate one or more servicers without cause upon [    ] written notice, (3) with respect to certain servicers, the occurrence of certain mortgage loss and delinquency triggers, or (4) the transfer of severely delinquent loans for servicing by a special servicer.

Disruptions resulting from servicing transfers may affect the yield of the certificates.
See “The Servicer” and “HELOC Servicing” in this prospectus supplement and “Risk Factors—Delinquencies Due to Servicing Transfer” in the prospectus.]
Risks Related to Geographic Concentration of HELOCs

Approximately [    ]% of those home equity lines of credit are secured by properties located in [    ]. The rate of delinquencies, defaults and losses on the home equity lines of credit may be higher than if fewer of the home equity lines of credit were concentrated in [    ] because certain conditions in that state will have a disproportionate impact on the home equity lines of credit in general.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Geographic Concentration of the Mortgage Loans” in the prospectus. For additional information regarding the geographic concentration of the home equity lines of credit to be included in each mortgage pool, see the geographic distribution tables in Annex A of this prospectus supplement.

Greater Risk Involving Certain Property Types

[Approximately [   ]% of the home equity lines of credit are secured by liens on multifamily properties or mixed residential/commercial properties.] [In addition, approximately [   ]% of the home equity lines of credit are secured by liens on fee simple and/or leasehold interests in various types of commercial property.]  [Approximately [   ]% of the home equity lines of credit are secured by liens on [manufactured homes / cooperative dwellings]].  Home equity lines of credit secured by multifamily property, mixed use property, manufactured homes or cooperative dwellings may result in higher losses as a result of delinquency, foreclosure or repossession than loans secured by single-family property.  If these losses are greater than expected, and credit support is not available to absorb the losses, investors in the certificates could suffer a loss on their investment.

Less Reliable Prepayment Loss and Foreclosure Information For Newly Originated HELOCs

[Some of the home equity lines of credit in the trust are of relatively recent origin.  As a result, reliable prepayment, loss and foreclosure statistics for these home equity lines of credit may not be available, and the rating agencies may have difficulty in estimating potential losses on the home equity lines of credit.  If losses on these home equity lines of credit are greater than expected, investors in the certificates may experience a loss on their investment.]

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Recent Developments in the Residential Mortgage Market May Adversely Affect the Yields of the Offered Certificates

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the yield on your certificates.  Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector.  In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation.  A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

[The following two paragraphs apply only if the mortgage pool includes mortgage loans with an adjustable rate feature.]  [Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans.  Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin.  This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates.  A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing.  Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  These events, alone or in combination, may contribute to higher delinquency rates.]

See “Risk Factors—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy.  Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims.  The financial condition of a mortgage lender may also be adversely affected by the increasing rate of delinquencies and defaults on adjustable rate loans.

The inability of an originator to repurchase mortgage loans in the event of breaches of representations and warranties may affect the performance of the offered certificates.

[The following two paragraphs apply only if the mortgage pool includes subprime loans:]  [The mortgage loans in the trust fund include subprime mortgage loans, and it is possible that an originator, due to substantial economic exposure to the subprime mortgage market, for financial or other reasons may not be capable of repurchasing or substituting for any defective mortgage loans in the trust fund.  You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on your certificates.

See “Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” in the prospectus.  See also “Description of the Mortgage Pools” in this prospectus supplement for a description of the characteristics of the mortgage loans and “Origination of the Mortgage Loans and Underwriting Guidelines” for a general description of the underwriting guidelines applied in originating the mortgage loans.]

[The following paragraph applies only if the mortgage pool does NOT include subprime loans:]  The mortgage loans in the trust fund do not include subprime mortgage loans; however, many originators that underwrite prime or “alt-A” mortgage loans also underwrite subprime mortgage loans and consequently may have exposure to the subprime mortgage market.  You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on your certificates.

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Violation of Various Federal, State and Local Laws May Result in Losses on the HELOCs

Violations of certain federal, state or local laws and regulations relating to the protection of consumers, unfair and deceptive practices and debt collection practices may limit the ability of the servicer to collect all or part of the principal of or interest on the related home equity lines of credit and, in addition, could subject the trust fund to damages and administrative enforcement.

See “Risk Factors—Violations of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans” in the prospectus.
Violation of Predatory Lending Laws/Risks Related to High Cost Loans

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. Failure to comply with these laws, to the extent applicable to any of the home equity lines of credit, could subject the trust fund, as an assignee of the home equity lines of credit, to monetary penalties and could result in the borrowers rescinding the affected home equity lines of credit. If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected loans and pay any related liabilities, certificateholders could incur losses.

For a discussion of anti-predatory lending laws and the effect of any “high cost” loans on the trust fund, see “Risk Factors—Predatory Lending Laws/High Cost Loans” in the prospectus.

[Additional risk factors to be provided as applicable.]

Glossary

A glossary of defined terms used in this prospectus supplement begins on page S-[    ]. Any terms used in this prospectus supplement and not defined in the glossary are defined in the accompanying prospectus.

Description of the Certificates

General

[The Series [    ] Home Equity Loan Pass-Through Certificates will consist of the following Classes:

●  the Class [  ] Certificates,

●  the Class [    ] Certificates, and

●  the Class R Certificate.

Only the Offered Certificates are offered hereby.]

The Certificates will evidence the entire beneficial ownership interest in the Trust Fund.  The Trust Fund will generally consist of:

●  the HELOCs;

●  deposits in the Certificate Account made in respect of the HELOCs;

●  property acquired by foreclosure of the HELOCs or deed in lieu of foreclosure; and

●  any applicable insurance policies and all proceeds thereof.;

[In addition, the Certificates will represent beneficial ownership interests in the Supplemental Interest Trust, the primary asset of which will be the Swap Agreement described under “—Supplemental Interest Trust—Interest Rate Swap Agreement,” and all proceeds thereof.]

Each class of Offered Certificates will be issued in the respective approximate Class Principal Amount specified in the table on page S-1 and will accrue interest at the respective Interest Rate specified in the table on page S-1 and as further described under “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments.” The REMIC residual certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described herein.  The original Class Certificate Principal Amount of the Offered Certificates may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined herein) of the HELOCs is increased or decreased as described under “Description of the Mortgage Pool” herein.

Distributions on the Offered Certificates will be made on the [25th] day of each month (or, if the [25th] day is not a Business Day the next succeeding Business Day), commencing [     ], to Certificateholders of record on the immediately preceding Record Date.

[For purposes of allocating distributions of principal and interest on the Senior Certificates, (1) the Group [    ] Certificates will relate to, and generally will be limited to collections from, the Pool [    ] HELOCs and (2) the Group [    ] Certificates will relate to, and generally will be limited to collections from, the Pool [    ] HELOCs. However, holders of each class of [    ] Certificates will receive the benefit of Monthly Excess Interest generated by each Mortgage Pool and, to a limited extent, certain principal payments generated by the Mortgage Pool unrelated to that class. Holders of [    ] Certificates will be entitled to receive distributions based upon principal and interest collections from each Mortgage Pool, but such rights to distributions will be subordinate to the rights of the holders of the [    ] Certificates to the extent described herein.]

[The [    ] Certificates will be entitled to Monthly Excess Cashflow, if any, remaining after required distributions are made to the [    ] Certificates and to pay certain expenses of the Trust Fund (including payments to the [Swap Counterparty]).  The [    ] Certificates will represent the remaining interest in the assets of the Trust Fund after the required distributions are made to all other classes of Certificates and will evidence the residual interest in the REMICs.]

[[    ] will initially hold the Class P and Class X Certificates and intends to enter into a NIMS Transaction.  The NIM Securities issued in the NIMS Transaction may be insured by a NIMS Insurer. If the NIM Securities are so insured, the NIMS Insurer will have certain rights under the Trust Agreement and the Servicing Agreement as described herein.]

Distributions on the Offered Certificates will be made on the Distribution Date to Certificateholders of record on the applicable record date specified in the table on page S-2. Distributions on the Offered Certificates will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided, that the final distribution in respect of any Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Trustee. See “The Trust Agreement—The Trustee” herein.

Book-Entry Registration

The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants. Each class of Book-Entry Certificates will be represented by one or more Global Securities that equal in the aggregate the initial Class Principal Amount of the related class registered in the name of the nominee of DTC. The Offered Certificates will be issued in minimum denominations in the principal amounts and the incremental denominations in excess thereof specified in the table on page S-2.

Beneficial Owners of the Book-Entry Certificates will hold their Certificates through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates that equal the initial Class Principal Amount of the related class of Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries names on the books of DTC. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate. Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. See “Description of the Securities—Book-Entry Registration” in the prospectus.

Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

For information with respect to tax documentation procedures relating to the Book-Entry Certificates, see “Material Federal Income Tax Considerations—Taxation of Securities Treated as Debt Instruments” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex A to in the prospectus.

[Exchangeable Certificates

General.  All or a portion of the Exchangeable Certificates may be exchanged for a proportionate interest in the related Exchangeable Certificates in the combinations shown in Annex [    ].  All or a portion of the Exchangeable Certificates may also be exchanged for the related offered certificates in the same manner.  This process may occur repeatedly.

The classes of offered certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding principal balances and notional amounts of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur.  Offered Certificates and Exchangeable Certificates in any combination may be exchanged only in the proportion that the original principal balances of such certificates bear to one another as  shown in Annex [   ].

Holders of Exchangeable Certificates will be the beneficial owners of a proportionate interest in the certificates in the related Combination Group and will receive a proportionate share of the distributions on those certificates.

Procedures.  If a Certificateholder wishes to exchange certificates, the Certificateholder must notify the [Trustee][Securities Administrator][Certificate Registrar] by [   ] at [   ] or [   ] no later than [   ] Business Days before the proposed exchange date.  The exchange date can be any Business Day other than the first or last Business Day of the month subject to the [Trustee’s][Securities Administrator’s] [Certificate Registrar’s] approval.  The notice must be on the Certificateholder’s letterhead, carry a medallion stamp guarantee and set forth the following information:  the CUSIP number of both certificates to be exchanged and certificates to be received, outstanding principal balance and/or notional amount and the original principal balance and/or notional amount of the certificates to be exchanged, the Certificateholder’s DTC participant number and the proposed exchange date.  After receiving the notice, the [Trustee][Securities Administrator][Certificate Registrar] will [e-mail] the Certificateholder with wire payment instructions relating to the exchange fee.  The Certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the Certificates.  A notice becomes irrevocable on the [    ] Business Day before the proposed exchange date.

In connection with each exchange, the Certificateholder must pay the [Trustee][Securities Administrator][Certificate Registrar] a fee equal to [   ].  In no event, however, will the fee be either less than $[    ] or greater than $[    ].

The [Trustee][Securities Administrator] will make the first distribution on an offered certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the following month to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations.  The characteristics of the Exchangeable Certificates will reflect the characteristics of the related offered certificates.  Investors should also consider a number of factors that will limit a Certificateholder’s ability to exchange offered certificates for Exchangeable Certificates and vice versa:

●  At the time of the proposed exchange, a Certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange.

●  A Certificateholder that does not own the certificates may be unable to obtain the necessary offered certificates or Exchangeable Certificates.

●  The Certificateholder of needed certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

●  Certain certificates may have been purchased or placed into other financial structures and thus be unavailable.

●  Principal distributions will decrease the amounts available for exchange over time.

●  Only the combinations listed on Annex [   ] are permitted.]

Distributions of Interest

Calculation of Interest.  The amount of interest distributable on each Distribution Date in respect of each class of Offered Certificates will equal [    ] for such class and for such date. Interest will accrue on the Offered Certificates on the basis of [    ].

The Interest Rate for each class of Offered Certificates will be the applicable annual rate described under “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments.” [The Interest Rate for the Class [    ] Certificates will be the lesser of (1) LIBOR plus [    ] and (2) the Subordinate Net Funds Cap.]

[Basis Risk Shortfalls. With respect to each Distribution Date and any class of [    ] Certificates, such class will be entitled to the amount of any Basis Risk Shortfall or Unpaid Basis Risk Shortfall with interest thereon at the applicable Interest Rate (calculated without regard to the applicable Net Funds Cap) before the holders of the [    ] Certificates are entitled to any distributions. The [    ] Certificates will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall from Monthly Excess Cashflow, treated as paid from, and to the extent such funds are on deposit in, the Basis Risk Reserve Fund [and any amounts received under the Swap Agreement]. See “—Credit Enhancement—Application of Monthly Excess Cashflow” [and “—Supplemental Interest Trust—Interest Rate Swap Agreement”] below.  The source of funds on deposit in the Basis Risk Reserve Fund will be limited to (1) an initial deposit of $1,000 by the Sponsor and (2) certain amounts that would otherwise be distributed to the [    ] Certificates. Notwithstanding the foregoing, the amount of any Basis Risk Shortfall for any class of [    ] Certificates in respect of any Distribution Date may not exceed the amount, if any, by which (x) the amount payable at the applicable Maximum Interest Rate exceeds (y) the amount payable at the applicable Net Funds Cap.

The amount of Monthly Excess Cashflow distributable with respect to the [    ] Certificates on any Distribution Date will be reduced by the amount of any Basis Risk Payment not satisfied from amounts, if any, on deposit in the Basis Risk Reserve Fund.]

Interest Distribution Priorities.

The Interest Remittance Amount will be distributed on each Distribution Date concurrently, as follows:

(1)  [on any Distribution Date during the Revolving Period, to the Revolving Account, the purchase price of any Additional Mortgage Assets to be purchased on such Distribution Date;]

(2)  to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

(3)  to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

(4)  to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

(5)  to the Trustee, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Trust Agreement; and

(6)  [for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Interest Remittance Amount remaining undistributed for such Distribution Date.]

[The Cap Agreement.  As of the Closing Date, the Trustee, not individually, but solely in its capacity as Trustee of the Trust Fund, will enter into the Cap Agreement with the Cap Counterparty for the sole benefit of the [    ] Certificates.  The [Depositor] will establish the Cap Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date.  [Describe Cap Agreement.]]

[State whether the significance percentage with respect to the Cap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Cap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Cap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided.  If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

Prepayment Interest Shortfalls. When a principal prepayment in full or in part is made on a HELOC, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received in the applicable Prepayment Period will be distributed to holders of the [    ] Certificates on the Distribution Date following that Prepayment Period.  To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month’s interest on the amount prepaid, a Prepayment Interest Shortfall could result.  [In contrast, in the case of a prepayment in full on a HELOC serviced by [    ] made in the same month in which such prepayment is distributed to Certificateholders, a Prepayment Interest Excess could result.]

[With respect to prepayments in full or in part, the [Master] Servicer will be obligated to pay Compensating Interest to the extent Prepayment Interest Shortfalls occur.]  See “HELOC Servicing—Prepayment Interest Shortfalls” herein.  Any Net Prepayment Interest Shortfall will reduce the Interest Remittance Amount available for distribution on the related Distribution Date.]

[Determination of LIBOR

[Description of how LIBOR is set to be provided.]

LIBOR for the first Accrual Period will be[    ]%.]

Distributions of Principal

General.  Distributions of principal on the Senior Certificates will be made primarily from the Principal Distribution Amount for the related Mortgage Pool and secondarily from the Principal Distribution Amount from the unrelated Mortgage Pool, from Monthly Excess Cashflow from each Mortgage Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below and from the Supplemental Interest Trust Amount (if any), as described under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” below. Distributions of principal on the Offered Subordinate Certificates and the Class B2 Certificates will be made primarily from the aggregate of the Principal Distribution Amounts from each Mortgage Pool after distributions of principal have been made on the Senior Certificates, and secondarily from Monthly Excess Cashflow from each Mortgage Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below and from the Supplemental Interest Trust Amount (if any), as described under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” below.

Principal Distribution Priorities.  The Principal Distribution Amount will be distributed on each Distribution Date in the following order of priority:

(1)  [on any Distribution Date during the Revolving Period, to the Revolving Account, the purchase price of any Additional Mortgage Assets to be purchased on such Distribution Date;]

(2)  to the [    ], [    ], and [    ] Certificates, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

(3)  to the [    ] Certificates, until the Class Principal Amount of such class has been reduced to zero;

(4)  to the [    ] Certificates, until the Class Principal Amount of such class has been reduced to zero; and

(5)  [for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Principal Distribution Amount remaining after application pursuant to clauses (1) through (3) above.]

Credit Enhancement

Credit enhancement for each Class of Certificates will take the form of [described as applicable]:

●  [an irrevocable letter of credit]

●  [the subordination of the Subordinate Certificates to the Senior Certificates]

●  [reserve funds]

●  [a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy]

●  [a surety bond or certificate guarantee insurance policy]

●  [the use of cross-support features]

●  [overcollateralization]

●  [excess interest]

●  [an interest rate swap agreement]

[If any credit enhancement provider is liable or contingently liable to provide payments representing 10% or more of the cashflow supporting any class of Certificates, a description of any such credit enhancement provider will be provided, including the name of the credit enhancement provider, the organizational form of the credit enhancement provider and the general character of the business of the credit enhancement provider.]

[If any credit enhancement provider is liable or contingently liable to provide payments representing 10% or more, but less than 20% of the cashflow supporting any class of Certificates, financial data with respect to any such credit enhancement provider as required by Item 301 of Regulation S-K will be provided, and if any credit enhancement provider is liable or contingently liable to provide payments representing 20% or more of the cashflow supporting any class of Certificates, financial statements of any such credit enhancement provider meeting the requirements of Regulation S-X will be provided.]

Application of Realized Losses.  Realized Losses on the HELOCs will have the effect of reducing amounts distributable in respect of, first, the [    ] Certificates [(both through the application of Monthly Excess Cashflow to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Distribution Date)]; second, the [    ] Certificates; third, the [    ] Certificates; and fourth, the[    ] Certificates, before reducing amounts distributable in respect of the Senior Certificates.

To the extent that Realized Losses are incurred, those Realized Losses will reduce the Pool Balance[, and thus may reduce the Overcollateralization Amount]. [As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make distributions of principal on the Offered Certificates.]

If on any Distribution Date after giving effect to all Realized Losses incurred with respect to the HELOCs during the related Collection Period and distributions of principal on such Distribution Date, there are Applied Loss Amounts, the Certificate Principal Amounts of the [    ] Certificates will be reduced in inverse order of priority of distribution. Applied Loss Amounts will be allocated in reduction of the Class Principal Amount of first, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero; second, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero; third, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero; and fourth, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero.

Holders of the[    ] Certificates will not receive any distributions in respect of Applied Loss Amounts, [except from Monthly Excess Cashflow, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below] [and the Supplemental Interest Trust Amount (if any), as described under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” below].

In the event that the Servicer or the Master Servicer recovers any Subsequent Recovery, such Subsequent Recovery will be distributed in accordance with the priorities described under “—Distributions of Principal—Principal Distribution Priorities” in this prospectus supplement and the Class Principal Amount of each class of Certificates that has previously been reduced by an Applied Loss Amount will be increased as described in the definition of “Certificate Principal Amount.” Any Subsequent Recovery that is received during a Prepayment Period will be included as a part of the Principal Remittance Amount for the related Distribution Date.

[Application of Monthly Excess Cashflow.  Any Monthly Excess Cashflow will, on each Distribution Date, be distributed in the following order of priority:

(1)  [on any Distribution Date during the Revolving Period, to the Revolving Account, the purchase price of any Additional Mortgage Assets to be purchased on such Distribution Date;]

(2)  to the [    ], [    ], and [    ] Certificates, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

(3)  to the [    ] Certificates, until the Class Principal Amount of such class has been reduced to zero;

(4)  [to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the [    ] Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Distribution Date;]

(5)  [to the [    ] Certificates, any Deferred Amount for each such class and such Distribution Date; and]

(6)  to the [Residual] Certificate, any remaining amount.

[The Residual Certificate

In addition to distributions of principal and interest, the holder of the Residual Certificate will be entitled to receive, generally, (1) the amount, if any, of any Available Distribution Amount remaining on any Distribution Date after distributions of principal and interest are made on the regular interests and on the Residual Certificate on that date and (2) the proceeds, if any, of the assets of the Trust Fund remaining after the principal amounts of the regular interests and of the Residual Certificate have been reduced to zero. It is generally not anticipated that any material assets will be remaining for distributions at that time. See “Material Federal Income Tax Considerations” herein and in the accompanying Prospectus.]

[Supplemental Interest Trust

[Interest Rate Swap Agreement.] [Description of any swap agreement to be provided.]

The Trustee will establish the Supplemental Interest Trust Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date. The Trustee will deposit into the Supplemental Interest Trust Account any Supplemental Interest Trust Amount received by the Trustee, and the Trustee will distribute from the Supplemental Interest Trust Account any Supplemental Interest Trust Amount pursuant to the priority of payments set forth under “—Application of Deposits and Payments Received by the Supplemental Interest Trust” below.

[State whether the significance percentage with respect to the Swap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Swap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Swap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided.  If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

Application of Deposits and Payments Received by the Supplemental Interest Trust. The Supplemental Interest Trust Amount will, on each Distribution Date, be distributed from the Supplemental Interest Trust Account in the following order of priority:

(1)  to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

(2)  [to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the [    ] Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Distribution Date;]

(3)  to the [Residual] Certificate, any remaining amount.

Optional Purchase of the HELOCs

On the Initial Optional Termination Date, the [    ], with the prior written consent of [the NIMS Insurer] [LBH] (which consent shall not be unreasonably withheld), will have the option to purchase the HELOCs, any REO Property and any other property remaining in the Trust Fund for a price equal to the Purchase Price.  The Master Servicer, the Securities Administrator, the Trustee, each Servicer and each Custodian will be reimbursed from the Purchase Price for (i) any outstanding Advances, servicing advances and unpaid Servicing Fees, as applicable and (ii) any other amounts due under the Trust Agreement, the Servicing Agreement or the Custodial Agreement, as applicable. [If [    ] fails to exercise such option, the NIMS Insurer will have the right to direct [    ] to exercise such option so long as it is insuring the NIM Securities or is owed any amounts in connection with such guaranty of the NIM Securities.] If such option is exercised, the Trust Fund will be terminated. If [    ] fails to exercise such option [(either voluntarily or at the direction of the NIMS Insurer)] on the Initial Optional Termination Date, the margin of each class of Offered Certificates will be increased as described under “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments” herein.

[Mandatory Auction Call of the Certificates

[Mandatory Auction Call.] [Description of the auction procedure and any market value swap agreement to be provided.]

[On [date], the Auction Administrator will solicit bids for purchase of [all of] [the Class [   ]], Class [   ] and Class [   ]] Certificates in the secondary market from dealers and institutional investors.  If bids are received for the entire amount of the Certificates subject to the mandatory auction, then the auction will have been successful and the Certificates will be sold to the highest bidders.  The prices at which the Certificates are sold through this procedure will be used as the value of the Certificates for purposes of the Market Value Swap Agreement.  If the total auction price is less than par, the Market Value Swap Counterparty will pay the shortfall.  If the total auction price is greater than par, then the Market Value Swap Counterparty will receive the excess.  If the total auction price is less than par, the original investors in the Certificates will receive the auction price plus the Market Value Swap Agreement proceeds, which together will equal par.

The mandatory auction will close if sufficient bids are received covering all of the Certificates that are subject to the mandatory auction, and if the Market Value Swap Agreement covers any shortfall from par.  If these conditions are not met, then the auction will have failed and the original investors will retain their Certificates.  If these conditions are met, then the auction will close, and the original investors will be obligated to tender their Certificates and will receive the required par purchase price.  The tender will take place through the book-entry facilities, with no action required on the part of Certificateholders.  When the mandatory auction closes and the original investors tender their Certificates and receive the par purchase price, the Certificates will remain outstanding, and continue to receive distributions in accordance with their original terms.]

[State whether the significance percentage with respect to the Market Value Swap Agreement is less than 10%, or 10% or more but less than 20%, or 20% or more.]

The Auction Administrator. [Description of auction administrator].

The Market Value Swap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Market Value Swap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided.  If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

Fees and Expenses of the Trust Fund

In consideration of their duties on behalf of the Trust Fund, the Servicer, [the Master Servicer], the Trustee, [the Securities Administrator] [and the Credit Risk Manager] will receive from the assets of the Trust Fund certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Servicer	monthly

For each HELOC, a monthly fee paid to each Servicer out of interest collections received from the related HELOC calculated on the outstanding principal balance of each HELOC [    ]% per annum for each HELOC.

Withdrawn from the related Servicing Account in respect of each HELOC serviced by that Servicer, before payment of any amounts to Certificateholders.

[Master Servicer]	monthly	[Describe Fee.]	[Describe how and when payable.]
Trustee	annually	[Describe Fee.]	[Describe how and when payable.]
[Custodian]	monthly	[Describe Fee.]	[Describe how and when payable.]
[Securities Administrator]	monthly	[Describe Fee.]	[Describe how and when payable.]
[Credit Risk Manager]	monthly	[Describe Fee.]	[Describe how and when payable.]

The Servicing Fees set forth in the table above may not be increased without amendment of the Servicing Agreement as described under “HELOC Servicing—Amendment of the Servicing Agreement” below. None of the other fees set forth in the table above may be changed without amendment of the [Trust] Agreement as described under “The Trust Agreement—Certain Matters Under the Trust Agreement—Amendment of the Trust Agreement” below.

Expenses of the Servicer, the Custodians, the Master Servicer and the Securities Administrator will be reimbursed before payments are made on the Certificates. Expenses of the [Trustee] will be reimbursed up to $[    ] annually before payments of interest and principal are made on the Certificates; any additional unpaid expenses above $[    ] in any year will be paid to the Trustee to the extent of any remaining Interest Remittance Amount after all payments of Current Interest and any Carryforward Interest on the Certificates.

Description of the Mortgage Pool

General

Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein are derived solely from the characteristics of the HELOCs as of the Cut-off Date. Whenever reference is made herein to the characteristics of the HELOCs or to a percentage of the HELOCs, unless otherwise specified, that reference is based on the Cut-off Date Balance.

The Trust Fund will primarily consist of approximately [      ] [describe HELOCs] HELOCs, all of which have original terms to maturity from the first due date of the Scheduled Payment of not more than [  ] years, and which have a Cut-off Date Balance (after giving effect to Scheduled Payments due on such date) of approximately $[      ].

The HELOCs in the Trust Fund were originated under the Credit Line Agreements and are secured by mortgages or deeds of trust, which are primarily first and second lien mortgages or deeds of trust, on [residential properties that are primarily one- to four-family properties and also include planned unit developments and condominiums]. Approximately [     ]% of the Mortgaged Properties were owner-occupied at the time of origination.

Approximately [      ]% of the HELOCs were acquired by LBH from [      ]. Underwriting guidelines of the type described under “The Originators and the Underwriting Guidelines” were applied by the Originators underwriting the HELOCs. [Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the HELOCs are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.] The HELOCs will be acquired by the Depositor from the Seller and the Depositor will, in turn, convey such HELOCs to the Trust Fund. See “The Trust Agreement—Assignment of HELOCs.”

Prior to the Closing Date, some of the HELOCs may be removed from the pool and other HELOCs may be substituted for those HELOCs removed.  The Sellers believes that the information in this prospectus supplement relating to the HELOCs to be included in the Pool as presently constituted is representative of the characteristics of the HELOCs to be included in the Pool as of the Closing Date, although some characteristics may vary.

In the information that follows, weighted average percentages are based upon the Cut-off Date Balance of the HELOCs.

The Mortgage Pool consists of [     ] HELOCs with an aggregate Cut-Off Date Balance of approximately $[     ]. As of the Cut-Off Date, the minimum Principal Balance and the maximum Principal Balance is approximately $[     ] and $[     ], respectively, the average Principal Balance was approximately $[     ], the minimum Mortgage Rate and the maximum Mortgage Rate were approximately [     ]% and [     ]% per annum, respectively, and the weighted average Mortgage Rate was approximately [     ]% per annum. As of the Cut-Off Date, the minimum remaining draw period and the maximum remaining draw period were approximately [     ] months and [     ] months, respectively, and the weighted average remaining draw period was approximately [     ] months. The average credit limit utilization rate was approximately [     ]%, the minimum credit limit utilization rate was approximately [     ]%, and the maximum credit limit utilization rate was approximately [     ]%. The credit limit utilization rate is determined by dividing the Cut-off Date Balance by the credit limit of the related Credit Line Agreement. The weighted average combined original loan-to-value ratio of the HELOCs was approximately [     ]% as of the Cut-Off Date.

HELOC Terms

Substantially all of the HELOCs consist of loans originated under two different loan term options: [a 15-year HELOC or a 25-year HELOC]. [In addition, [     ] HELOC was originated under a loan term option of 30 years and [     ] HELOCs are 15-year balloon HELOCs.]

[All] of the HELOCs were originated by [     ]. The HELOCs have either a [5-year or 15-year draw period], during which the borrower may make cash withdrawals against the equity line and [substantially all] of the HELOCs have a [10-year] repayment period, during which the balance of the HELOC as of the end of the draw period is repaid. [    ] of the HELOCs has a 15-year draw period and a 15-year repayment period, during which the balance of the HELOC as of the end of the draw period is repaid, and [     ] of the HELOCs are balloon HELOCs that have a 15-year draw period after which the balance of the HELOC is immediately due and payable. Generally, the HELOC borrowers are subject to a $[     ] termination fee for loans terminated within [     ] years of origination. A borrower may access a HELOC credit line at any time during the draw period by writing a check.

[Approximately [    ]% of the HELOCs are Interest-Only HELOCs that provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of [    ] years following the [origination of] the related HELOC. Following the applicable interest-only period, the monthly payment with respect to the Interest-Only HELOCs will be increased to an amount sufficient to amortize the principal balance of the Interest-Only HELOC over its remaining term, and to pay interest at the related Mortgage Rate.]

Subject to applicable law, the Servicer may change the terms of a Credit Line Agreement at any time provided that such changes (i) do not adversely affect the interest of the Certificateholders or the Insurer (including, without limitation, any adverse affect to the tax status of any REMIC created by the Trust Agreement) and (ii) are consistent with prudent business practice. In addition, the Servicer, within certain limitations described in the Servicing Agreement, may increase the credit limit of the HELOC serviced by the Servicer.

 [Approximately [    ] (or [    ]%) of the HELOCs are Fixed Rate HELOCs and approximately [    ] (or [    ]%) of the HELOCs are Adjustable Rate HELOCs, as described in more detail under “Adjustable Rate HELOCs” below. Interest on the HELOCs accrues on the basis of a 360-day year consisting of twelve 30-day months.]

[Approximately [    ] (or [    ]%) of the HELOCs are First Lien HELOCs and approximately [    ] (or [    ]%) are Second Lien HELOCs or deeds of trust or similar security instruments on Mortgaged Property consisting of residential properties including [indicate types of properties].]

Pursuant to its terms, each HELOC[, other than a loan secured by a condominium unit,] is required to be covered by a standard hazard insurance policy in an amount generally equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property. Generally, a cooperative housing corporation or a condominium association is responsible for maintaining hazard insurance covering the entire building. See “Description of Mortgage and Other Insurance—Hazard Insurance on the Loans” in the prospectus.

All of the related Mortgaged Properties have Combined Loan-to-Value Ratios no greater than [   ]%.]

All of the HELOCs are fully amortizing.

[Approximately [    ]% of the HELOCs are Interest-Only HELOCs that provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of [    ] years following the origination of the related HELOC. Following the applicable interest-only period, the monthly payment with respect to the Interest-Only HELOCs will be increased to an amount sufficient to amortize the principal balance of the Interest-Only HELOC over its remaining term, and to pay interest at the related Mortgage Rate.]

As of the Cut-off Date, [    ] of the HELOCs in the Trust Fund will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

[None of the HELOCs are subject to negative amortization.]

[As of the Cut-off Date, approximately [    ]% of the HELOCs were less than 30 days delinquent in payment and approximately [    ]% of the HELOCs were at least 30 but less than 60 days delinquent.]

Historical Delinquency Information

The following tables set forth the historical delinquency experience of the HELOCs:

[Table to be provided showing historical delinquency]

[Adjustable Rate HELOCs

Approximately[    ]% and [    ]% of the Adjustable Rate HELOCs are [Six-Month LIBOR] HELOCs and [    ] HELOCs, respectively. There will be corresponding adjustments to the monthly payment amount for each Adjustable Rate HELOC on the related Adjustment Date; provided that the first such adjustment for approximately [    ]% of the Adjustable Rate HELOCs will occur after an initial period of approximately [    ] years following origination and in the case of approximately [    ]% of the Adjustable Rate HELOCs, approximately [    ] years following origination.

On each Adjustment Date for an Adjustable Rate HELOC, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8%, of the applicable Index and the Gross Margin, provided that the Mortgage Rate on each such Adjustable Rate HELOC will not increase or decrease by more than the related Periodic Cap on any related Adjustment Date and will not exceed the related Maximum Rate or be less than the related Minimum Rate. The Mortgage Rate generally will not increase or decrease on the first Adjustment Date by more than the Initial Cap; the Initial Caps range from [    ]% to [    ]% for all of the Adjustable Rate HELOCs. Effective with the first monthly payment due on each Adjustable Rate HELOC after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related HELOC over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the Mortgage Rate on each such Adjustable Rate HELOC, as adjusted on any related Adjustment Date, may be less than the sum of the applicable Index and the related Gross Margin, rounded as described herein. See “—The Indices” below.

The Adjustable Rate HELOCs generally do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.]

[The Indices

The Index used in the determination of the Mortgage Rates of the HELOCs will be [     ], as published by [             ].  See “The Trust Funds—The Mortgage Loans—General” in the prospectus.]

[Participation Interests in Mortgage Assets

General

[   ] Mortgage Assets, with an aggregate principal balance as of the Cut-off Date of approximately $[           ] (representing approximately [   ]% of the Mortgage Assets) are represented by Participation Interests.

[Terms of the Participation Agreements

The Issuing Entity will own the entitlement to the related Mortgage Assets under the related Participation Agreement, and the entitlement to the remaining interest and principal payments on the related Mortgage Asset will not be owned by the Issuing Entity.  Under the related Participation Agreement, the Servicer services the related Mortgage Asset on behalf of all of the respective owners, and the mortgage file for each Mortgage Asset will be held by a single custodian or trustee on behalf of all of the respective owners.  Under the related Participation Agreement, the Servicer is obligated to service the related Mortgage Asset in accordance with accepted servicing practices for that mortgage asset type as described herein under “Mortgage Asset Servicing.”  All collections received as to that Mortgage Asset will be promptly remitted to the respective owners of the participation interests.  The Servicer will not make advances for delinquent scheduled payments.]]

The terms of each Participation Agreement are as follows:

[Table to be provided showing balances, interest rates, expected maturities, servicer and the Issuing Entity’s ownership percentage under each Participation Agreement.]

[The offering documents for each Participation Agreement are provided as Annex [C] to this Prospectus Supplement.]

The HELOCs

The HELOCs are expected to have the approximate characteristics as of the Cut-off Date as set forth in Annex A to this prospectus supplement.  The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the tables in Annex A may not equal the totals due to rounding.

Prior to the issuance of the Certificates, HELOCs may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

As of the Closing Date, approximately [    ]% and [    ]% of the Pool 1 HELOCs will be serviced by [    ] and [    ], respectively.

No more than approximately [    ]% of the Pool 1 HELOCs are secured by Mortgaged Properties located in any one zip code area.

[Conveyance of Subsequent Mortgage Assets

On the Closing Date, approximately $[     ] , which represents [         ]% of the Mortgage Pool, will be deposited by the Trustee into an eligible account.  During the period from the Closing Date to [     ], the Depositor is expected to purchase from time to time Subsequent Mortgage Assets from the Seller and, in turn, sell all such Subsequent Mortgage Assets to the Trust Fund for inclusion in the Mortgage Pool.  The purchase price for each Subsequent Mortgage Asset will equal its Scheduled Principal Balance as of the date of origination (reduced by principal payments due or paid prior to the purchase date, if any) and will be paid by the Trustee from the related Pre-Funding Amount.

The HELOCS expected to be conveyed as the Subsequent Mortgage Assets by the Seller will have the same general characteristics as the HELOCs in the Trust Fund as of the Cut-off Date.

Pursuant to the Trust Agreement, the conveyance of Subsequent Mortgage Assets to the Trust Fund may be made on any Business Day during the Pre-Funding Period, subject to certain conditions in the Transfer and Servicing Agreement being satisfied, including, among others, that:

(1)  [The Subsequent Mortgage Assets conveyed on the subsequent transfer date must satisfy the same representations and warranties applicable to the Initial HELOCs set forth in the HELOC Purchase Agreement, which representations and warranties have been confirmed by the Rating Agencies;

(2)  The Subsequent Mortgage Assets conveyed on the subsequent transfer date are selected in a manner reasonably believed not to be adverse to the interests of the Certificateholders;

(3)  The Trustee receives an officer’s certificate confirming the satisfaction of each condition precedent and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Subsequent Mortgage Assets in the forms substantially similar to those delivered on the Closing Date;

(4)  The conveyance of the Subsequent Mortgage Assets on the subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the Certificates;

(5)  No Subsequent Mortgage Asset conveyed on the subsequent transfer date may be more than one payment delinquent in payment;

(6)  Each Subsequent Mortgage Asset will have been underwritten substantially in accordance with the Originator’s underwriting guidelines;

(7)  No Subsequent Mortgage Asset may have a remaining term to maturity exceeding [     ] months;

(8)  No Subsequent Mortgage Asset may have a Loan-to-Value Ratio greater than [125]%;

(9)  The weighted average Mortgage Rate for all the HELOCs at the end of the Pre-Funding Period must not be more than 100 basis points lower than the weighted average Mortgage Rate of the Initial HELOCs;

(10)  Following the conveyance of the Subsequent Mortgage Assets on the subsequent transfer date, the characteristics of the HELOCs the Mortgage Pool will remain substantially similar to the characteristics of the Initial HELOCs in the Mortgage Pool as of the Cut-off Date; and

(11)  An independent accountant must provide the Depositor, the Rating Agencies, the Trustee and the Underwriters with a letter stating that the characteristics of the Subsequent Mortgage Assets conform to the characteristics described above and in the Trust Agreement.]

If the Trust Fund does not apply the full Pre-Funding Amount towards the purchase of Subsequent Mortgage Assets prior to the end of the Pre-Funding Period, then such remaining proceeds in the Pre-Funding Account will be paid as a principal prepayment to the related Certificateholders on the [     ] Distribution Date.

On the Closing Date, the Trustee will also establish a Capitalized Interest Account which will be funded by an initial deposit made by the Depositor on the Closing Date of approximately $[     ], which represents approximately [     ]% of the total principal balance of the Mortgage Pool as of the Cut-off Date.  Amounts in the Capitalized Interest Account will be applied by the Trustee during the Pre-Funding Period to pay interest on that portion of the Certificates supported by the Pre-Funding Amount.  At the end of the Pre-Funding Period, any remaining funds in the Capitalized Interest Account will be paid to the Depositor and the account will be terminated.]

[Acquisition by the Trustee of Additional Mortgage Assets

On the first Distribution Date and until [          ], the Depositor may direct the [Trustee][Securities Administrator] to apply all or a portion of the distributions that would otherwise be made to Certificateholders in respect of [interest] [principal] [excess interest] to purchase Additional Mortgage Assets from the Depositor for inclusion in the Trust Fund of the same general character as the Mortgage Assets included in the Trust Fund on the Closing Date.  If the Depositor so directs, the Trustee will deposit all or a portion of the amount of [interest] [principal] payable on the Mortgage Assets [and excess interest] that would otherwise be made to Certificateholders into the Revolving Account, and will apply deposits in the Revolving Account to fund the purchase of Additional Mortgage Assets, provided certain other conditions are satisfied at the time of purchase.

Funds on deposit in the Revolving Account may only be applied to acquire Additional Mortgage Assets for the Mortgage Pool on the Distribution Date on which such funds were deposited therein. If any amounts in the Revolving Account are not used to purchase Additional Mortgage Assets on the any Distribution Date, such amounts will be added to the [Interest Remittance Amount] [Principal Remittance Amount] [Monthly Excess Cashflow] for such Distribution Date and will be distributed to Certificateholders.

The purchase price for each Additional Mortgage Asset will equal its principal balance as of the date of origination (reduced by principal payments due or paid prior to the purchase date, if any), and the aggregate purchase price of all Additional Mortgage Assets purchased by the Trust Fund during the Revolving Period may not exceed $[       ].  Additional Mortgage Assets will have the same general characteristics as the Mortgage Assets transferred to the Trust Fund on the Closing Date.

Pursuant to the Trust Agreement, the conveyance of Additional Mortgage Assets to the Trustee may be made on any Business Day during the Revolving Period, subject to certain conditions set forth in the Trust Agreement being satisfied, including, among others that:

(1)  The Additional Mortgage Assets at the time of conveyance to the Trust Fund must satisfy the representations and warranties set forth in the Sale and Assignment Agreement, which representations and warranties have been confirmed by the Rating Agencies;

(2)  The Additional Mortgage Assets are selected in a manner reasonably believed not to be adverse to the interests of the Certificateholders;

(3)  [The Trustee receives an officer’s certificate confirming the satisfaction of each condition precedent specified in the Trust Agreement and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Additional Mortgage Assets in the forms substantially similar to those delivered on the Closing Date;]

(4)  The conveyance of the Additional Mortgage Assets will not result in a reduction or withdrawal of any ratings assigned to the Offered Certificates;

(5)  [No Additional Mortgage Asset may be more than one monthly payment delinquent in payment at the time of conveyance to the Trust Fund];

(6)  Each Additional Mortgage Asset will have been underwritten substantially in accordance with the applicable Originator’s underwriting guidelines;

(7)  No Additional Mortgage Asset may have a remaining term to maturity exceeding [     ] months;

(8)  [No Additional Mortgage Asset may have a Loan-to-Value Ratio greater than 100%;]

(9)  The weighted average Mortgage Rate for all the Mortgage Assets at the end of the Revolving Period must not be more than [100] basis points lower than the weighted average Mortgage Rate of the Mortgage Assets as of the Cut-off Date;

(10)  Following the conveyance of the Additional Mortgage Assets on a subsequent transfer date, the weighted average characteristics of the Mortgage Assets in the Mortgage Pool will remain substantially similar to the characteristics of the Mortgage Assets in the Mortgage Pool as of the Cut-off Date; and

(11)  [An independent accountant must provide the Depositor, the applicable rating agencies rating the Certificates, the Trustee and the Underwriter[s] at [applicable interval] with a letter stating that the characteristics of the Additional Mortgage Assets conform to the characteristics described above and in the Trust Agreement.]

[Additional transfer requirements and termination triggers to be described, as applicable.]

Legal Proceedings

[Describe briefly any legal proceedings pending against the Sponsor, Depositor, Trustee, Issuing Entity, any Servicer (including any other entity involved in the servicing function, such any Master Servicer or Securities Administrator), any Originator or any other party contemplated by Item 1100(d)(1) of Regulation AB, or of which any property of the foregoing is the subject, that is material to Certificateholders.  Include similar information as to any such proceedings known to be contemplated by governmental authorities.]

Affiliations

[Describe whether, and how, the Sponsor, Depositor and/or Issuing Entity is an affiliate of any of the following parties as well as, to the extent known and material, whether, and how, any of the following parties are affiliates of any of the other following parties: any Servicer or any other entity involved in the servicing function, including any Master Servicer and/or Securities Administrator; the Trustee; any Originator; any significant obligor contemplated by Item 1112 of Regulation AB; any enhancement or support provider contemplated by Items 1114 or 1115 of Regulation AB; or any other material parties related to the asset-backed securities contemplated by Item 1100(d)(1) of Regulation AB.]

[Describe whether there is and if so, the general character of, any business relationship or arrangement that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the establishment of the Trust Fund and the issuance of the Certificates, between any of the parties listed in the preceding paragraph, or any affiliates of such parties, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the Certificates.]

[Describe, to the extent material, any specific relationships involving or relating to the Certificates or the Mortgage Pool, including the material terms and approximate dollar amount involved, between any of the parties listed in the first paragraph of this section, or any affiliates of such parties, that currently exists or that existed during the past two years.]

Additional Information

The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date.  A Current Report on Form 8-K will be filed, together with the Trust Agreement and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that HELOCs are removed from or added to the Trust Fund, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

In addition, within 135 days from the initial delivery of this prospectus supplement, Static Pool information for any series of Securities will be posted online at [    ].com.  The static pool data will be updated each month thereafter to reflect the current composition of the pool information. See “Static Pool Data” in the prospectus.

Pursuant to the Trust Agreement, [    ] will prepare a monthly statement to Certificateholders containing the information described under “The Trust Agreement—Reports to Certificateholders.” [    ] may make available each month, to any interested party, the monthly statement to Certificateholders via the[    ]’s website, located at [    ].

Underwriting Guidelines

Approximately [    ]% and [    ]% of the HELOCs were originated by [    ] and [    ], in accordance with the [    ] Underwriting Guidelines and the [    ] Underwriting Guidelines, respectively.  [Identifying information and percentages to be provided for originators which originated 10% or more of the home equity lines of credit or any pool.]  The remainder of the HELOCs were originated by other Originators in accordance with Underwriting Guidelines generally comparable to the General Underwriting Guidelines described below under “General Underwriting Guidelines.” Such General Underwriting Guidelines differ among the Originators in various areas. The following is a general summary of [    ] and the [    ] Underwriting Guidelines, and [    ] and the [    ] Underwriting Guidelines, and also the General Underwriting Guidelines believed by the Depositor to be generally applied, with some variation, by each other Originator.

[Originator Name]

[A description of Originator(s)’ form of organization for Originator(s) which contributed 20% or more of the asset pool to be provided.]

[    ] Underwriting Guidelines

[Description of the Underwriting Guidelines of the above Originator to be provided.]

General Underwriting Guidelines

[General description of Underwriting Guidelines applied by Originators which contributed to less than 20% or more of the home equity lines of credit or of any pool to be provided.]

[The Master Servicer]

[Description of any Master Servicer, including its name, duties and responsibilities, to be provided.]

[Description of allocation of servicing responsibilities to be provided.]

The Servicer

General

On the Closing Date, [    ] [and various other Servicers] will service approximately [    ]% and [    ]%, respectively, of the HELOCs (by Cut-off Date Balance). [Identifying information and percentages to be provided for servicers which will service, as of the Cut-off Date, 10% or more of the home equity lines of credit or of any pool.]

[Servicer Name]

[Provide Regulation-AB compliant description of each Servicer which services 20% or more of the home equity lines of credit or of any pool, including the following.]

[Servicer form of incorporation, duration of servicing experience and general discussion of Servicer’s experience in servicing assets of any type as well as a more detailed discussion of Servicer’s experience in, and procedures for the servicing function in the current transaction to be provided.]

[Description of any material changes to Servicer’s policies or procedures in the servicing function the Servicer will perform in the current transaction for assets of the same type included in the current transaction for the past three years to be provided.]

[Information regarding Servicer’s financial condition to be provided to the extent that there is a material risk to the performance of the assets in the Mortgage Pool or the Certificates.]

[Description of the material terms of the related Servicing Agreement to be provided.]

[For a description of the material terms of collection of funds and the related Servicing Account, see “HELOC Servicing—Servicing Accounts and the Collection Account” in this prospectus supplement.]

[Description of any special or unique factors to be provided to the extent material in servicing the particular type of assets included in the current transaction.]

[Description of the terms of any arrangements to be provided to the extent material whereby Servicer is required or permitted to provide advances of funds regarding collections, cashflows or distributions.]  [If material, provide statistical information of servicer advances on the HELOCs and the Servicer’s overall servicing portfolio for the past three years.]

[Description of the Servicer’s process for handling delinquencies, losses, bankruptcies and recoveries to be provided to the extent material.]

[Description of any ability of Servicer to waive or modify any terms, fees, penalties or payments on the assets and the effect of any such ability, if material, on the potential cashflows from the assets to be provided to the extent material.]

[Description of any material custodial responsibility of Servicer.]

[Description of any limitations on Servicer’s liability under the transaction agreements.]

[For a description of the material terms of any removal, replacement, resignation of Servicer or transfer of servicing provisions, see “HELOC Servicing” in this prospectus supplement.]

Administration of the Trust Fund

Servicing and Administrative Responsibilities

The Servicer, [the Master Servicer], [the Securities Administrator], the Trustee and the Custodians will have the following responsibilities with respect to the Trust Fund:

Party:	Responsibilities:
Servicer	Performing the servicing functions with respect to the HELOCs and the Mortgaged Properties in accordance with the provisions of the Servicing Agreement, including, but not limited to:

●  collecting monthly remittances of principal and interest on the HELOCs from the related borrowers, depositing such amounts in the Servicing Account, and delivering all amounts on deposit in the Servicing Account to the [Master Servicer] for deposit in the Collection Account on the Servicer Remittance Date;

●  collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

● making Advances with respect to delinquent payments of principal and interest on the HELOCs (other than Balloon Payments);

●  paying customary costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property or (b) taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property;

● providing monthly loan-level reports to the [Master Servicer];
● providing borrowers with all checks, drafts or other documentation necessary to draw on credit lines;
● maintaining certain insurance policies relating to the HELOCs; and
● initiating foreclosure proceedings.
See “The Servicer” and “HELOC Servicing” below.
[Master Servicer	Performing the master servicing functions in accordance with the provisions of the Trust Agreement and the Servicing Agreement, including but not limited to:
● monitoring the Servicer’s performance and enforcing the Servicer’s obligations under the related Servicing Agreement;

●  collecting monthly remittances from the Servicer for deposit in the Collection Account on the Servicer Remittance Date and delivering all amounts on deposit in the Collection Account to the Securities Administrator for deposit in the Securities Administration Account on the Master Servicer Remittance Date;

● gathering the monthly loan-level reports delivered by the Servicer and providing a comprehensive loan-level report to the [Securities Administrator][Trustee] with respect to the HELOCs;
● upon the termination of the Servicer, appointing a successor servicer, and until a successor servicer is appointed, acting as successor servicer; and
● upon the failure of the Servicer to make Advances with respect to a HELOC, making those Advances to the extent provided in the Trust Agreement.
See “The Master Servicer” and “HELOC Servicing” below.]
[Securities Administrator	Performing the securities administration functions in accordance with the provisions of the Trust Agreement, including but not limited to:

●  collecting monthly remittances from the [Master] Servicer for deposit in the Securities Administration Account and delivering all amounts on deposit in the Securities Administration Account to the Trustee for deposit in the Certificate Account on the Deposit Date;

●  preparing and distributing investor reports, including the monthly distribution date statement to Certificateholders based on information received from the [Master] Servicer [and the Swap Counterparty];

● preparing and filing annual federal and (if required) state tax returns on behalf of the Trust Fund;
● preparing and filing periodic reports with the Commission on behalf of the Trust Fund with respect to the Certificates; and
● until a successor master servicer is appointed, acting as successor master servicer in the event the Master Servicer resigns or is removed by the Trustee.
See “The Trust Agreement—The Securities Administrator” and “—Reports to Certificateholders” below.]
Trustee	Performing the trustee functions in accordance with the provisions of the Trust Agreement, including but not limited to:

●  receiving monthly remittances from the [Servicer][Master Servicer][Securities Administrator] for deposit in the Certificate Account and, based solely on the information contained in the investor reports, distributing all amounts on deposit in the Certificate Account to the Certificateholders;

● [depositing any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty into the Supplemental Interest Trust Account;]
● [distributing amounts on deposit in the Supplemental Interest Trust Account to the Certificateholders and the [Swap] Counterparty];
● preparing and distributing annual investor reports summarizing aggregate distributions to Certificateholders necessary to enable Certificateholders to prepare their tax returns;
● enforcing the obligations of each of the [Master] Servicer and the [Securities Administrator] under the Trust Agreement; and

●  acting as successor [securities administrator][master servicer] in the event the [Securities Administrator][Master Servicer] resigns or is removed by the Trustee unless a successor [securities administrator][master servicer] is appointed.

See “The Trust Agreement—The Trustee,” “—Certain Matters Under the Trust Agreement—Duties of the Trustee” and “—Reports to Certificateholders” below.
Custodians	Performing the custodial functions in accordance with the provisions of the custodial agreements, including but not limited to:
● holding and maintaining the HELOC documents related to the HELOCs in a fireproof facility intended for the safekeeping of home equity line of credit files on behalf of the Trustee.
See “HELOC Servicing—Custody of the Mortgage Files” below.

Trust Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the HELOCs will, at all times before distribution thereof to the Certificateholders [or the Swap Counterparty], be invested in the Trust Accounts, which are accounts established in the name of the Trustee.  Funds on deposit in the Trust Accounts may generally be invested by the party responsible for such Trust Account in Eligible Investments, as described under “The Agreements—Investment of Funds” in the prospectus. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:
Servicing Account	Servicer	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders.
Collection Account	[Master Servicer]	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders.
[Securities Administration Account]	[Securities Administrator]	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders.
Certificate Account	Trustee	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders.
[Basis Risk Reserve Fund]	Trustee	[describe how investment earnings are applied.]
[Supplemental Interest Trust Account]	Trustee	[describe how investment earnings are applied.]

If funds deposited in the [    ] Account, the [    ] Account or the [    ] Account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds, without any right of reimbursement therefor.

Example of Distributions

The following sets forth an example of collection of payments from borrowers on the HELOCs, transfer of amounts among the Trust Accounts and distributions on the Certificates for the Distribution Date in September 2005:

[ ] through [ ]	Collection Period:

Payments due during the related Collection Period ([    ] through [    ]) from borrowers will be deposited in the Servicer’s Servicing Account as received and will include scheduled principal payments due during the related Collection Period and interest accrued on the ending scheduled balance from the prior Collection Period.

[ ] through [ ]	Prepayment Period:

Principal prepayments received by the Servicer during the related Prepayment Period ([    ] through [    ]) will be deposited into such Servicer’s Servicing Account for remittance to the [    ] on the Servicer Remittance Date.

[month and day]	Servicer Remittance Date:

The Servicer will remit collections and recoveries in respect of the HELOCs to the [    ] for deposit into the Collection Account on or prior to the [    ] day of each month (or if the 1[    ] day is not a Business Day, the [    ] Business Day), as specified in the Servicing Agreement.

[month and day]	[Master Servicer Remittance Date:]

[    ] Business Days immediately before the Distribution Date, the Master Servicer will remit to the [Securities Administrator][Trustee] amounts on deposit in the Collection Account for deposit into the [    ] Account, including any Advances made by the Servicer [or the Master Servicer] for that Distribution Date.

[month and day]	Record Date:	Distributions will be made to Certificateholders of record for all classes as of the Business Day [ ] the related Distribution Date.
[month and day]	Deposit Date:	On [ ], the [Securities Administrator][Master Servicer] will remit to the Trustee amounts on deposit in the [ ] Account for deposit into the Certificate Account.
[month and day]	Distribution Date:

On the [    ] day of each month (or if the [    ] day is not a Business Day, the next Business Day), the Trustee will make distributions to Certificateholders from amounts on deposit in the Certificate Account and the [Supplemental Interest Trust Account].

Succeeding months follow the same pattern.

HELOC Servicing

General

The Servicer will have primary responsibility for servicing the HELOCs as described under “Administration of the Trust Fund—Servicing Responsibilities” above. Each of the Trustee, the Master Servicer [and the NIMS Insurer] are either parties or third party beneficiaries under the Servicing Agreement and can enforce the rights of the Seller thereunder. See “Servicing of Loans” in the prospectus.

Under the Servicing Agreement, the [Master Servicer][Trustee] has the authority to terminate the Servicer for certain events of default which indicate that either the Servicer is not performing, or is unable to perform, its duties and obligations under the related Servicing Agreement. If the [Master Servicer][Trustee] terminates the Servicer, the [Master Servicer][Trustee] will be required to appoint a successor servicer as provided in the Trust Agreement. Notwithstanding anything to the contrary in the prospectus, the [Master Servicer][Trustee] will not be ultimately responsible for the performance of the servicing activities by the Servicer, except as described under “—Advances” below.

In addition, under the Servicing Agreement, the Seller has the right to terminate the Servicer, without cause, upon [    ] notice, subject to certain conditions set forth in the Servicing Agreement, including payment of unreimbursed or unpaid Advances, servicing advances, Servicing Fees and applicable expenses of the Servicer in connection with the transfer of the HELOCs to a successor servicer, [and payment of a termination fee which shall be payable by the Seller from its own funds and not reimbursable from the Trust Fund]. Any such termination without cause requires the consent of the Master Servicer, the Trustee [and the NIMS Insurer] and receipt of confirmation from the Rating Agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then current ratings of any of the Certificates. The Seller, with the prior written consent of the Master Servicer [and NIMS Insurer], may also terminate the Servicer if losses or delinquencies on the HELOCs exceed certain trigger levels specified in the Servicing Agreement. No termination fee is paid to the terminated Servicer under such special termination events, but the Servicer will be reimbursed for unpaid Advances, servicing advances and Servicing Fees.

Any successor servicer must be qualified to service home equity lines of credit for Freddie Mac or Fannie Mae and must have a net worth of not less than $25,000,000.

Servicing Accounts and the Collection Account

The Servicer will establish and maintain a segregated Servicing Account in the name of the Trustee into which the Servicer will deposit payments on account of interest and principal for the related HELOCs, less its Servicing Fee, as described under “Servicing of Loans—Deposits to and Withdrawal from the Collection Account” and “—Servicing Accounts” in the prospectus.  On the Servicer Remittance Date, the Servicer will remit the amounts on deposit in its Servicing Account to the [Master Servicer][Trustee] for deposit into the [    ] Account, which is maintained by [    ]. The Servicer and [    ] are entitled to reimburse themselves from the related Servicing Account or [    ] Account, as applicable, for any Advances made and expenses incurred, as described below under “—Servicing Compensation and Payment of Expenses” and “—Advances.” The Servicing Accounts and the [    ] Account will consist solely of amounts relating to the HELOCs, and amounts on deposit therein will not be commingled with any other funds not related to the Trust Fund.

Servicing Compensation and Payment of Expenses

[As compensation for master servicing, the Master Servicer is entitled to the compensation described under “Fees and Expenses of the Trust Fund.”]

The Servicer will be paid the applicable Servicing Fee for each HELOC serviced by it and any successor to the Servicer will in all cases receive a fee in an amount equal to, but not greater than, the applicable Servicing Fee. As additional servicing compensation, the Servicer is entitled to retain [    ].

The Servicing Fees are subject to reduction as described below under “Prepayment Interest Shortfalls”. See “Servicing of Loans—Servicing Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by [the Master Servicer and] the Servicer. The [Master Servicer and] the Servicer will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders. See “Servicing of Loans—Collection Procedures; Escrow Accounts” and “—Servicing Compensation and Payment of Expenses” in the prospectus.

Waiver or Modification of HELOC Terms

The Servicer may waive, modify or vary any term of any HELOC or consent to the postponement of strict compliance with any term of any HELOC so long as that waiver, modification or postponement is not materially adverse to the Trust Fund; provided, however, that unless the Servicer has received the prior written consent of the [Master Servicer] [Trustee] (and in certain cases, the NIMS Insurer), the Servicer may not permit any modification for any HELOC that would change the Mortgage Rate, increase the amount of the credit line, terminate a dormant HELOC, reduce the credit line, eliminate the ability to make future drafts on the credit line, defer or forgive the payment of principal or interest, reduce or increase the outstanding Scheduled Principal Balance (except for actual payments of principal) or change the final maturity date on that HELOC.  In the event of any such modification that permits the deferral of interest or principal payments on any HELOC, the Servicer must make an Advance. However, the Servicer may not make or permit any modification, waiver or amendment of any term of any HELOC that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax.

Prepayment Interest Shortfalls

When a borrower prepays a HELOC in full or in part between Scheduled Payment dates, the borrower pays interest on the amount prepaid only from the last Scheduled Payment date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. Any Prepayment Interest Shortfall is generally required to be paid by the Servicer, but only to the extent that such amount is not offset by Prepayment Interest Excess, if any, and does not exceed the total of the Servicing Fees on the HELOCs serviced by it for the applicable Distribution Date. The [Master Servicer] [Trustee] is not required to fund any Prepayment Interest Shortfall required to be funded but not funded by the Servicer or a successor servicer as discussed herein.

Advances

The Servicer will generally be obligated to make Advances and servicing advances to the extent that such Advances or servicing advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related HELOC. The [Master Servicer] [Trustee] will be obligated to make any required Advance if the Servicer fails in its obligation to do so, to the extent provided in the Trust Agreement. The [Master Servicer] [Trustee] and the Servicer, as applicable, will be entitled to recover any Advances or servicing advances made by it with respect to a HELOC out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient or if such Servicer believes such Advances or servicing advances will not be recoverable, from collections on other HELOCs. Such reimbursements may result in Realized Losses.

The purpose of making these Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the monthly payments on HELOCs due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a Relief Act Reduction. No party which makes an Advance is entitled to interest on those Advances.

Collection of Taxes, Assessments and Similar Items

The Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the HELOCs, and will make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

The [Master Servicer] [Trustee] and the Servicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

The Servicing Agreement will provide that the Servicer will certify to the Depositor, the Trustee [and the Master Servicer] that all information prepared by it and provided to the[Master Servicer] [Trustee] relating to the HELOCs serviced by the Servicer is accurate and complete in all material respects as of the last day of the period covered by that report and that generally the Servicer is in compliance with its obligations to report to the Master Servicer and is in compliance with its obligations under the Servicing Agreement. [The Trust Agreement will provide that each year the Master Servicer will certify to the [Securities Administrator][Trustee] that for the prior calendar year, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under the Trust Agreement in all material respects throughout that year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to the Master Servicer and the nature and status thereof, and the Master Servicer has received from the Servicer an annual certificate of compliance and a copy of that Servicer’s annual audit report, in each case to the extent required under the Servicing Agreement, or, if any such certificate or report has not been received by the Master Servicer, the Master Servicer is using its best reasonable efforts to obtain such certificate or report.]

[The Trust Agreement will also provide that each year during which the Master Servicer directly services any of the HELOCs, as servicer, a firm of independent accountants will furnish a statement to the Trustee and the NIMS Insurer to the effect that such firm has examined certain documents and records relating to the servicing of home equity lines of credit similar to the HELOCs by the Master Servicer acceptable to the NIMS Insurer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Trust Agreement, except for (1) exceptions as the firm believes to be immaterial and (2) any other exceptions set forth in such statement.]

[Master Servicer Default;] Servicer Default

[If the Master Servicer is in default in its obligations under the Trust Agreement, the Trustee may, and must if directed to do so by the NIMS Insurer or by Certificateholders having more than 50% of the Voting Rights applicable to each class of Certificates affected thereby, terminate the Master Servicer. In such event, the Securities Administrator, pursuant to the terms of the Trust Agreement, will either assume the duties of Master Servicer or the Trustee will appoint a successor master servicer in accordance with the standards set forth in the Trust Agreement.]

If the Servicer is in default in its obligations under the Servicing Agreement, the [Master Servicer] [Trustee] may, at its option, terminate the defaulting Servicer and either appoint a successor servicer in accordance with the applicable Servicing Agreement and the Trust Agreement, or succeed to the responsibilities of the terminated Servicer.

Amendment of the Servicing Agreement

The Servicing Agreement may generally be amended, without notice to or consent of the Certificateholders, with the written consent of [the Master Servicer,] the Seller, the Servicer and the Trustee; provided, that the party requesting such amendment must, at its own expense, provide the Trustee, [the Master Servicer] and the Seller with an opinion of independent counsel that the amendment will not materially adversely affect the interest of the Certificateholders [or holders of the NIM Securities]. Any amendment pursuant to the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Certificates.

Custody of the Mortgage Files

The Servicer will generally not have responsibility for custody of the HELOC documents described under “The Trust Agreement—Assignment of HELOCs” below. These documents are generally required to be delivered to the applicable Custodian. Each Custodian will hold the related HELOC documents on behalf of the Trustee pursuant to a Custodial Agreement between that Custodian and the Trustee. The HELOC documents related to a HELOC will be held together in an individual file separate from other home equity line of credit files held by that Custodian. Each Custodian will maintain the HELOC documents in a fireproof facility intended for the safekeeping of home equity line of credit files. The Custodian will be paid the fees as described under “Fees and Expenses of the Trust Fund” herein.

[Optional Purchase of Defaulted HELOCs

Subject to certain limitations set forth in the Servicing Agreement, the [    ] will have the right, but not the obligation, to purchase for its own account any Distressed HELOC for a purchase price equal to the outstanding principal balance of such HELOC, plus accrued interest thereon to the date of repurchase, plus any unreimbursed Advances, servicing advances or unpaid Servicing Fees allocable to the Distressed HELOC. The [    ] is prohibited from using any procedure in selecting Distressed HELOCs to be repurchased which would be materially adverse to Certificateholders. Any such repurchase shall be accomplished by remittance to the [Master Servicer] [Trustee] of the purchase price for the Distressed HELOC for deposit into the Collection Account.]

[Special Servicer for Distressed HELOCs

The Seller, with the consent of the Master Servicer and the NIMS Insurer, has the option under the Servicing Agreement to transfer any HELOC which becomes a Distressed HELOC for servicing by a special servicer selected by the Seller. Any special servicing fee paid to a special servicer will not exceed the related Servicing Fee Rate. The NIMS Insurer, in lieu of providing its consent, may purchase any Distressed HELOC precluding a transfer of a Distressed HELOC to a special servicer, as described above.]

[Pledge of Servicing Rights

The Servicing Agreement permits the Servicer to obtain financing by means of a pledge and assignment of their rights to reimbursement for outstanding Advances and other rights under the Servicing Agreement to one or more lenders. To the extent provided under any such financing arrangement, upon default by the Servicer, the lender may appoint a successor servicer; provided, such successor servicer meets all existing requirements for appointment of a successor servicer under the related Servicing Agreement and the Trust Agreement. See “—General” above.]

The Trust Agreement

General

The Certificates will be issued pursuant to the Trust Agreement. [The NIMS Insurer will be a third party beneficiary to the Trust Agreement and as such will have certain rights under the Trust Agreement for so long as the NIM Securities are outstanding or the NIMS Insurer is owed any amounts in connection with its guaranty of the NIM Securities.] Reference is made to the prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Trust Agreement and the Offered Certificates.

Offered Certificates in certificated form will be transferable at the Corporate Trust Office of the Trustee, which will serve as certificate registrar and paying agent. The [    ] will provide to a prospective or actual Certificateholder, without charge, upon written request, an electronic copy (without exhibits) of the Trust Agreement, upon request to [    ].

The Issuing Entity

On the Closing Date, and until the termination of the Trust Fund pursuant to the Trust Agreement, [    ] will be a common law trust formed under the laws of the State of New York. The Issuing Entity will be created under the Trust Agreement by the Depositor and its assets will consist of the Trust Fund. On the Closing Date, the Sponsor will make an initial deposit of $1,000 into the [Basis Risk Reserve Fund] on behalf of the Issuing Entity. The Issuing Entity will not have any liabilities as of the Closing Date, other than as provided in the Trust Agreement. The fiscal year end of the Issuing Entity will be December 31 of each year.

[On the Closing Date, the Supplemental Interest Trust will be created under the Trust Agreement by the Depositor, and its assets will consist of the [Swap] Agreement and such assets as from time to time deposited in the Supplemental Interest Trust Account. The Supplemental Interest Trust will be a common law trust formed under the laws of the State of New York. On the Closing Date, the Sponsor will make an initial deposit of $1,000 into the Supplemental Interest Trust Account on behalf of the Supplemental Interest Trust. All assets of the Supplemental Interest Trust are payable under the Trust Agreement to the Trust Fund. See “Description of the Certificates—Supplemental Interest Trust.”]

The Issuing Entity will not have any employees, officers or directors. The Trustee, the Depositor, [the Securities Administrator,] [the Master Servicer,] the Servicer and the Custodians will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Trust Agreement, the Sale and Assignment Agreement, the Servicing Agreement and the Custodial Agreements. See “The Master Servicer,” “The Servicer,” “HELOC Servicing” and “The Trust Agreement.”

The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically provided in the Trust Agreement. Under the Trust Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Trust Agreement, borrow money on behalf of the Trust Fund or make loans from the assets of the Trust Fund to any person or entity, without the amendment of the Trust Agreement by Certificateholders and the other parties thereto as described under “—Certain Matters Under the Trust Agreement—Amendment of the Trust Agreement.”

If the assets of the Trust Fund are insufficient to pay the Certificateholders all principal and interest owed, holders of some or all classes of Certificateholders will not receive all of their expected payments of interest and principal and will suffer a loss. The risk of loss to holders of Subordinate Certificates is greater than to holders of Senior Certificates. See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement and Other Support” in this prospectus supplement. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of a bankruptcy of the Sponsor, the Depositor or any Originator, it is not anticipated that the Trust Fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

The Trustee

The Trustee will be [    ], a [    ].  [The Trustee has acted as trustee for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the HELOCs during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Trustee performed [    ].]

The Trustee’s functions, duties and responsibilities are described under “—Certain Matters Under the Trust Agreement—Duties of the Trustee” below. As compensation for its services, the Trustee will be paid [    ], as set forth under “Fees and Expenses of the Trust Fund.”

For a description of the limitations on the Trustee’s liability and any indemnification provisions that entitle the Trustee to be indemnified from the cashflow that otherwise would be used to pay the Certificates, see “—Certain Matters Under the Trust Agreement—Duties of the Trustee” below.

[If multiple trustees are involved in transaction, state each trustee’s name and form of organization. A description of each trustee’s functions, duties, responsibilities, limitations on liability and indemnification provisions to be provided as applicable.]

[The Securities Administrator

The Securities Administrator will be [    ], a [    ].  [The Securities Administrator has acted as securities administrator for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the HELOCs during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Securities Administrator performed [    ].]

The Securities Administrator will be responsible under the Trust Agreement for [    ] and [    ]. The Securities Administrator will prepare the distribution date statements and [    ]. The Securities Administrator will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information. The Securities Administrator is entitled to the compensation described under “Fees and Expenses of the Trust Fund.”]

Assignment of HELOCs

The HELOCs will be assigned by the Depositor to the Trustee, including the Depositor’s right to purchase any additional balances arising in the future, together with all principal and interest received with respect to such HELOCs and the Credit Line Agreements, mortgages and other related documents, on and after the Cut-off Date (other than Scheduled Payments due on that date). The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates.  Each HELOC will be identified in a schedule appearing as an exhibit to the Trust Agreement which will specify with respect to each HELOC, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date and the Servicer and the Custodian of the mortgage file.

As to each HELOC, the documents described in the prospectus under “The Agreements—Assignment of Primary Assets” are generally required to be delivered to the applicable Custodian on behalf of the Trustee in accordance with the Trust Agreement.  In addition, the related credit line agreement is required to be delivered to the applicable Custodian.  [Describe any exceptions.]

Each transfer of the HELOCs from the Seller to the Depositor and from the Depositor to the Trustee will be intended to be a sale of the HELOCs and will be reflected as such in the Sale and Assignment Agreement and the Trust Agreement, respectively. However, in the event of insolvency of either the Seller or the Depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the HELOCs by the insolvent party as a financing secured by a pledge of the HELOCs. In the event that a court were to recharacterize the sale of the HELOCs by either the Seller or the Depositor as a financing, each of the Depositor, as transferee of the HELOCs from the Seller, and the Trustee will have a security interest in the HELOCs transferred to it.  The Trustee’s security interest will be perfected by delivery of the mortgage notes to the applicable Custodian on behalf of the Trustee.

Representations and Warranties

The HELOCs were [purchased pursuant to various Sale Agreements by the Seller directly from the Transferor] [are originated by [affiliates of] LBH].

[Pursuant to the terms of the Sale Agreement, the Transferor has made to the Seller, as direct purchaser or assignee, as of the Sale Date certain representations and warranties concerning the Transferred HELOCs that generally include representations and warranties similar to those summarized in the prospectus under the heading “Loan Underwriting Procedures and Standards—Representations and Warranties.”  The Seller’s rights under the Sale Agreement will be assigned by the Seller to the Depositor pursuant to the Sale and Assignment Agreement and, in turn, assigned by the Depositor to the Trustee for the benefit of holders of the Certificates pursuant to the Trust Agreement.]

In addition to the representations and warranties summarized in the prospectus under the heading “Loan Underwriting Procedures and Standards—Representations and Warranties,” the Transferor has also made the following representations and warranties:  [List any HELOC representations and warranties which are material and are not listed in the prospectus.]

Within the period of time specified in the Trust Agreement following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the HELOC, or receipt of notice of such breach, the applicable Transferor or the Seller will be obligated either to (1) cure such breach, (2) repurchase the affected HELOC from the Trust Fund for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus any costs and damages incurred by the trust fund in connection with any violation of any anti-predatory or anti-abusive lending laws or (3) in the circumstances described in the prospectus under “The Agreements—Repurchase and Substitution of Non-Conforming Loans,” substitute a Qualifying Substitute HELOC.

[In addition, pursuant to the Sale and Assignment Agreement, with respect to any Transferred HELOCs, the Seller will make to the Depositor (and the Depositor will assign to the Trustee for the benefit of holders of the Certificates) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the HELOCs between the applicable Sale Date and the Closing Date.  In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by the applicable Transferor as described above, the Seller will be obligated in the same manner as the Transferor to cure such breach or repurchase the affected HELOC from the Trust Fund, as described above. However, the Seller will have no obligation to cure a breach or repurchase or replace a Transferred HELOC if the relevant breach constitutes a breach of a representation or warranty made by the related Transferor under the related Sale Agreement and such Transferor fails to fulfill its obligations. Notwithstanding the foregoing, the Seller will represent in the Sale and Assignment Agreement with respect to any Transferred HELOCs in the event of a breach of those representations set forth in clauses ([    ]) and ([    ]) of the immediately preceding paragraph, the Seller will be directly obligated to cure such breach or repurchase or replace the affected HELOC.]

To the extent that any HELOC as to which a representation or warranty has been breached is not repurchased or replaced by the applicable Transferor or the Seller and a Realized Loss occurs with respect to that HELOC, holders of the Certificates, in particular the [    ] Certificates, may incur a loss.

Certain Matters Under the Trust Agreement

Duties of the Trustee.  The Trustee will serve as paying agent and certificate registrar. The Trustee will make payments to Certificateholders based solely on the Distribution Date statements prepared by the [Master Servicer] [Securities Administrator]. The Trustee will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information.

The Trustee will be required to perform only those duties specifically required of it under the Trust Agreement unless an Event of Default has occurred, in which case the Trustee may take such additional actions as described below under “—Events of Default under the Trust Agreement.” Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they are in the form required by the Trust Agreement; however, the Trustee will not be responsible for the accuracy or content of any documents furnished to the Trustee by the [    ] or any other party.

The Trustee will not have any liability arising out of or in connection with the Trust Agreement, except that the Trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in an Event of Default, and the Trustee will not be deemed to have notice of any Event of Default unless an officer of the Trustee has actual knowledge of the Event of Default or written notice of an Event of Default is received by the Trustee at its Corporate Trust Office. See “—Events of Default under the Trust Agreement” below. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

The Trustee will have no duties under the Trust Agreement with respect to any claim or notice it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any HELOC under the Trust Agreement; however, the Trustee will remit to [    ] any claim or notice it may receive which is delivered to the Corporate Trust Office and which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property. None of the provisions in the Trust Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the [Master] Servicer. The Trustee will not be responsible for any act or omission of the [Master Servicer,] [the Securities Administrator,] the Depositor or any other party.

The Trustee will not be responsible for (a) any recording or filing of any agreement or of any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing which may have been made, or the validity, priority, perfection or sufficiency of the security for the Certificates, (b) the payment of any insurance related to the Certificates or the HELOCs or (c) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund, other than from funds available in any Trust Account. The Trustee is not responsible for the validity of the Trust Agreement, the Swap Agreement or the Certificates or the validity, priority, perfection or sufficiency of the security for the Certificates.

Events of Default Under the Trust Agreement.  An Event of Default under the Trust Agreement will generally consist of:

●  [list events of default under the Trust Agreement]

So long as an Event of Default remains unremedied under the Trust Agreement, the Trustee may terminate the Master Servicer, whereupon [    ], unless a successor master servicer is appointed, will succeed to all responsibilities, duties and liabilities of the Master Servicer under the Trust Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable Servicing Fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Trust Agreement. In the event that [    ] is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor Master Servicer.

During the continuance of an Event of Default under the Trust Agreement, the Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders, and Certificateholders evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the Trustee. Also, the Trustee may decline to follow the direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

No Certificateholder, solely by virtue of that holder’s status as a Certificateholder, will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless that Certificateholder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby have made a written request upon the Trustee to institute a proceeding in its own name as Trustee thereunder, and have offered to the Trustee reasonable indemnity, and the Trustee for the number of days specified in the Trust Agreement has neglected or refused to institute such a proceeding.

Expenses and Indemnities of the Trustee.  The Trustee will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with the Trust Agreement, except for expenses, disbursements and advances incurred by the Trustee in the routine administration of its duties under the Trust Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The Trustee will also be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the Trust Agreement or in connection with the performance of its duties under the Trust Agreement, the Swap Agreement, the Sale and Assignment Agreement, any Sale Agreement, any Servicing Agreement or any Custodial Agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the Trust Agreement.

The Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from the Interest Remittance Amount and Principal Remittance Amount, prior to distribution of any amounts to Certificateholders, provided that such reimbursable amounts will not exceed $[    ] in the aggregate per year from the Closing Date to the first anniversary of the Closing Date and each for each subsequent anniversary year thereafter. The Trustee will be entitled to reimbursement for its expenses and indemnification amounts in excess of $[    ] in each anniversary year from the aggregate of any Interest Remittance Amount remaining after application of any Current Interest and Carryforward Interest and [    ], as described under “Description of the Certificates—Distributions of Interest—Interest Distribution Priorities.”

Resignation of Trustee.  The Trustee may, upon written notice to the Depositor, the Master Servicer [and the Securities Administrator], resign at any time, in which event the Depositor will appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after the Trustee’s notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

The Trustee may be removed at any time by the Depositor if (a) the Trustee ceases to be eligible to continue to act as trustee under the Trust Agreement, (b) the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee is appointed, (c) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located or (d) the continued use of the Trustee would result in a downgrading of the rating by any Rating Agency of any Class of Certificates. In addition, the Trustee may be removed at any time by holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates upon 30 days’ written notice to the Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee, whereupon the predecessor trustee will mail notice of the succession of the successor trustee to all Certificateholders; the expenses of the mailing are to be borne by the predecessor trustee. The predecessor trustee will be required to assign to the successor trustee its interest under all HELOC files, and will be required to assign and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect that transfer. In addition, the Master Servicer and the predecessor trustee will be required to execute and deliver such other instruments and do such other things as may reasonably be required to vest in the successor trustee all such rights, powers, duties and obligations.

Amendment of the Trust Agreement.  The Trust Agreement may be amended by the parties to the Trust Agreement, without notice to or consent of the Certificateholders:

(1)  to cure any ambiguity;

(2)  to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

(3)  to add any other provisions with respect to matters or questions arising under the Trust Agreement; or

(4)  to comply with any requirements imposed by the Code;

provided, that (a) no such amendment may adversely affect the status of any REMIC and (b) any amendment under clause (3) above must not adversely affect in any material respect the interests of any Certificateholders. Any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Certificates.

The Trust Agreement may also be amended by the parties to the Trust Agreement with the consent of the Certificateholders of not less than 66% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no amendment may reduce the amount or delay the timing of payments on any Certificate without the consent of the holder of such Certificate, or reduce the percentage required to consent to the amendment, without the consent of Certificateholders of 100% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected by the amendment.

Reports to Certificateholders

The [Securities Administrator][Master Servicer] will prepare and, in the manner described under “Additional Information” above, will make available to each Certificateholder on each Distribution Date, or as soon thereafter as is practicable, a report setting forth the following information (on the basis of HELOC level information obtained from the Servicer):

[List contents of reports to certificateholders.]

[(1)  the aggregate amount of the distribution to be made on that Distribution Date to each class of Certificates, to the extent applicable, allocable to principal on the HELOCs, including Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled and unscheduled principal payments;]

[(2)  the aggregate amount of the distribution to be made on that Distribution Date to each class of Certificates allocable to interest and the calculation thereof;]

[(3)  the amount, if any, of any distribution to the [    ] Certificates;]

[(4)  (A) the aggregate amount of any Advances required to be made by or on behalf of a Servicer (or the Master Servicer) with respect to that Distribution Date, (B) the aggregate amount of such Advances actually made, and (C) the amount, if any, by which (A) above exceeds (B) above;]

[(5)  by Mortgage Pool and in the aggregate, the total number of HELOCs and the aggregate Scheduled Principal Balance of all the HELOCs as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under item (1) above;]

[(6)  the Class Principal Amount of each class of Certificates, to the extent applicable, as of that Distribution Date after giving effect to payments allocated to principal reported under item (1) above, separately identifying any reduction of any of the foregoing Certificate Principal Amounts due to Applied Loss Amounts;]

[(7)  the amount of any Prepayment Premiums distributed to the Class P Certificates;]

[(8)  by Mortgage Pool and in the aggregate, the amount of any Realized Losses incurred with respect to the HELOCs (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date;]

[(9)  the amount of the Servicing Fees, [Credit Risk Manager’s Fees] and [other fees] paid during the Collection Period to which that distribution relates;]

[(10)  the number and aggregate Scheduled Principal Balance of HELOCs, as reported to the Securities Administrator by the Master Servicer, (a) remaining outstanding, (b) delinquent 30 to 59 days, (c) delinquent 60 to 89 days, (d) delinquent 90 or more days, (e) as to which foreclosure proceedings have been commenced, all as of the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs, (f) in bankruptcy and (g) that are REO Properties;]

[(11)  the aggregate Scheduled Principal Balance of any HELOCs in any Mortgage Pool with respect to which the related Mortgaged Property became a REO Property as of the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs;]

[(12)  with respect to substitution of HELOCs in the preceding calendar month, the Scheduled Principal Balance of each Deleted Loan, and of each Qualifying Substitute HELOC;]

[(13)  the aggregate outstanding Carryforward Interest, Net Prepayment Interest Shortfalls, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each class of Certificates, after giving effect to the distribution made on that Distribution Date;]

[(14)  the Interest Rate applicable to that Distribution Date with respect to each class of Certificates;]

[(15)  with respect to [each] Mortgage Pool, the Interest Remittance Amount and the Principal Remittance Amount applicable to that Distribution Date;]

[(16)  if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Certificate Account and the amounts actually distributed);]

[(17)  the amount of any Overcollateralization Deficiency after giving effect to the distributions made on that Distribution Date;]

[(18)  the level of LIBOR and any other applicable Indices for that Distribution Date;]

[(19)  the amount of any Net Swap Payment to the Supplemental Interest Trust, any Net Swap Payment to the Swap Counterparty, any Swap Termination Payment to the Supplemental Interest Trust and any Swap Termination Payment to the Swap Counterparty;] and

[(20)  a statement as to whether any exchanges of Exchangeable Certificates have taken place since the preceding Distribution Date, and, if applicable, the names, certificate balances, including notional balances, certificate interest rates, and any interest and principal paid, including any shortfalls allocated, of any classes of certificates that were received by the Certificateholder as a result of such exchange.]

[If applicable, list contents of any other reports to Certificateholders.]

In addition, within 90 days after the end of each calendar year, the Trustee will prepare and make available to any person who at any time during the calendar year was a Certificateholder of record, a report summarizing the items provided to the Certificateholders pursuant to items ([    ]) and ([    ]) above on an annual basis as may be required to enable those Certificateholders to prepare their federal income tax returns. Such information shall also include the amount of OID accrued on each class of Certificates and information regarding the expenses of the Trust Fund furnished by the Master Servicer to the Trustee. The [Securities Administrator][Master Servicer] will provide the Trustee with such information as is necessary for the Trustee to prepare such reports (and the Trustee may rely solely upon such information).

Voting Rights

At all times [    ]% of all voting rights will be allocated among the holders of the [    ] Certificates as provided below. The portion of such voting rights allocated to the [    ] Certificates will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate principal balance of the HELOCs. The remainder of such percentage portion of voting rights will be allocated to the [    ] Certificates. The holders of the [    ] Certificates will each be allocated [    ]% of the voting rights. The voting rights allocation to any class of Certificates will be allocated among all holders of each such class in proportion to the outstanding Certificate Principal Amount or Percentage Interest of such Certificates.

Yield, Prepayment and Weighted Average Life

General

The yields to maturity on the Offered Certificates will be affected by the rate of principal payments on the HELOCs (including prepayments, which may include amounts received by virtue of repurchase, condemnation, insurance or foreclosure), the extent to which HELOCs bearing higher Mortgage Rates prepay at a more rapid rate than HELOCs with lower rates, the amount and timing of mortgagor delinquencies and defaults resulting in Realized Losses, the purchase price for the Certificates and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. In general, if prevailing interest rates fall below the interest rates on the HELOCs, the HELOCs are likely to be subject to a higher rate of prepayment than if prevailing rates remain at or above the interest rates on the HELOCs. Conversely, if prevailing interest rates rise above the interest rates on the HELOCs, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the HELOCs include changes in borrowers’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The HELOCs may generally be prepaid at any time without penalty and generally have due-on-sale clauses.

The rate of principal payments on the HELOCs will be affected by the amortization schedules of the HELOCs, the rate and timing of prepayments thereon by the mortgagors, liquidations of defaulted HELOCs and repurchases of HELOCs due to certain breaches of representations and warranties or defective documentation. The weighted average remaining term to maturity of the HELOCs is approximately [     ] months; seasoning may influence the performance of the HELOCs. The timing of changes in the rate of prepayments, liquidations and repurchases of the HELOCs may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Since the rate and timing of principal payments on the HELOCs will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under “Yield, Prepayment and Maturity Considerations”), no assurance can be given as to the actual rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the related HELOCs, the greater the effect on an investor’s yield to maturity. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

[The yields to investors on the [Class [    ]] Certificates may be adversely affected by the Trust Fund’s acquisition of Additional Mortgage Assets which will reduce the amount and timing of [principal][interest][excess interest] distributions on these Certificates.]

Prepayments, liquidations and repurchases of the HELOCs will result in distributions to holders of the Offered Certificates of principal amounts that would otherwise be distributed over the remaining terms of the HELOCs. The rate of defaults on the HELOCs will also affect the rate and timing of principal payments on the HELOCs. In general, defaults on home equity lines of credit are expected to occur with greater frequency in their early years.

[As described herein, approximately [     ]% of the HELOCs do not provide for monthly payments of principal for the first [    ] years following origination. Instead, only monthly payments of interest are due during that period. Other considerations aside, because of these characteristics, borrowers may be disinclined to prepay the loans during the [    ] year period. In addition, because no principal is due on the loans for their initial [    ] year period, the Certificates will amortize at a slower rate during that period than would otherwise be the case. Thereafter, when the monthly payments on the loans are recalculated on the basis of a twenty year, level payment amortization schedule as described herein, principal payments on the Certificates are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the underlying loans were calculated on the basis of a [    ] year amortization schedule. The HELOCs were generally originated (or modified) with Mortgage Rates for their first [    ] years below the rate that would have resulted if based on the Index and related Gross Margin. The HELOCs may experience lower rates of prepayment during the period that the loans bear interest at the lower Mortgage Rates. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the HELOCs.]

The Certificate Interest Rate for the [    ] Certificates at any time will be capped at a rate equal to the weighted average of the Net Mortgage Rates of the HELOCs. To the extent that HELOCs bearing relatively high Mortgage Rates experience a more rapid rate of prepayment than HELOCs with relatively low rates, the Certificate Interest Rate for the [    ] Certificates will be reduced, and this reduction could be substantial.

If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on the related HELOCs, the actual yield to maturity may be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the related HELOCs, the actual yield to maturity may be lower than that so calculated.

The yields on the Offered Certificates may be adversely affected by Net Prepayment Interest Shortfalls on the HELOCs. The yields on the Offered Certificates may also be adversely affected by reductions in the Mortgage Rates under the Relief Act or similar state or local laws.

The effective yields to holders of the [    ] Certificates will be lower than the yields otherwise produced by the Certificate Interest Rate and the related purchase price because monthly distributions will not be made to the holders until the [    ] day (or the immediately following Business Day if the [    ] day is not a Business Day) of the month following the month in which interest accrues on the Certificate (without any additional distribution of interest or earnings thereon in respect of any delay.

The rate of prepayment on the HELOCs cannot be predicted. Neither the Seller nor the Master Servicer is aware of any relevant studies or statistics on the rate of prepayment of such HELOCs. Generally, home equity lines of credit are not viewed by borrowers as permanent financing. Accordingly, the HELOCs may experience a higher rate of prepayment than traditional first lien or second lien mortgages. Conversely, because the HELOCs amortize as described herein, rates of principal payment on the HELOCs will generally be slower than those of traditional fully-amortizing first lien mortgages with the same loan terms in the absence of prepayments on such HELOCs. The prepayment experience of the Trust with respect to the HELOCs may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the Credit Line Agreements and changes affecting the deductibility for federal income tax purposes of interest payments on home equity loans. All of the HELOCs contain “due-on-sale” provisions and the Servicer intend to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a “due-on-sale” provision will have the same effect as a prepayment of the related HELOC. See “Legal Aspects of the Loans -- Due-on-Sale Clauses in Mortgage Loans” in the prospectus.

 [Subordination of the Class [      ] Certificates

On each Distribution Date, the holders of any higher ranking Class of Certificates will have a preferential right to receive amounts of interest and principal due to them on that Distribution Date before any distributions are made on any Class of Certificates subordinate to that Class. As a result, the yields to maturity and the aggregate amount of distributions on the Class [     ] Certificates will be more sensitive than the yields of higher ranking Certificates to the rate of delinquencies and defaults on the HELOCs.

As more fully described herein, the principal portion of Realized Losses (other than Excess Losses) on the HELOCs will be allocated first to the lower ranking Classes of Subordinate Certificates, then to the Class [    ] Certificates, then to the Class [    ] Certificates, and then to the Class [    ] Certificates, in that order, until the Class Certificate Principal Amount of each Class has been reduced to zero, before any Realized Losses will be allocated to the Senior Certificates. The interest portion of Realized Losses (other than Excess Losses) will reduce the amount available for distribution on the related Distribution Date to the lowest ranking Class or Classes of Certificates outstanding on that date.]

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related HELOCs is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest applied in reduction of the Certificate Principal Amounts of the Offered Certificates.

Prepayments on home equity lines of credit are commonly measured relative to a [       ] prepayment standard or model. The model used in this prospectus supplement for the HELOCs (“[       ]”) is [       ], which represents [       ].

[       ] does not purport to be either a historical description of the prepayment experience of the  home equity lines of credit or a prediction of the anticipated rate of prepayment of any home equity lines of credit, including the HELOCs to be included in the Trust Fund.

The tables set forth on Annex B-2 to this prospectus supplement were prepared based on the following modeling assumptions:

[Detailed list of all modeling assumptions to be provided.]

The actual characteristics and the performance of the HELOCs will differ from the assumptions used in constructing the tables set forth on Annex B-2 hereto, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the HELOCs will prepay at a constant rate until maturity, that all of the HELOCs will prepay at the same rate or that there will be no defaults or delinquencies on the HELOCs. Moreover, the diverse remaining terms to maturity and Mortgage Rates of the HELOCs could produce slower or faster principal distributions than indicated in the tables at the various percentages of [       ] specified, even if the weighted average remaining terms to maturity and the weighted average Mortgage Rates of the HELOCs are as assumed. Any difference between such assumptions and the actual characteristics and performance of the HELOCs, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the [    ] Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of [       ].

Subject to the foregoing discussion and assumptions, the tables set forth on Annex B-2 hereto indicate the weighted average lives of the [    ] Certificates and set forth the percentages of the initial Class Principal Amounts of the [    ] Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of [       ].

The weighted average life of a [    ] Certificate is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the [    ] Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

Material Federal Income Tax Considerations

General

[An election will be made to treat the Trust Fund as a REMIC for federal income tax purposes. In the opinion of [McKee Nelson LLP] [Dechert LLP] [Heller Ehrman LLP], assuming compliance with all provisions of the Trust Agreement, for federal income tax purposes the Trust Fund will qualify as one or more REMICs pursuant to Section 860D of the Code, the Offered Certificates other than the Class R Certificate will be considered to be “regular interests” in a REMIC within the meaning of the Code, and the Class R Certificate will be considered to be the sole class of “residual interest” in each REMIC within the meaning of the Code. See “Material Federal Income Tax Considerations” in the Prospectus.

Although the matter is not free from doubt, the Depositor intends to report stated interest on the Offered Certificates as “qualified stated interest.”

The Offered Certificates may be issued with original issue discount for federal income tax purposes. See “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments” in the Prospectus. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be a rate equal to [   ]% [   ]. No representation is made that the HELOCs will prepay at these rates or at any other rates. Original issue discount must be included in income as it accrues on a constant yield method, regardless or whether a holder receives concurrently the cash attributable to original issue discount.

[Residual Certificates

Special tax considerations apply to an investment in Residual Certificates. In certain circumstances, the method of taxation of Residual Certificates can produce a significantly less favorable after-tax return for beneficial owners of Residual Certificates than would be the case if (1) Residual Certificates were taxable as debt instruments or (2) no portion of the taxable income on a Residual Certificate in each period were treated as “excess inclusion” income.  See “Material Federal Income Tax Considerations — REMIC Residual Certificates” in the Prospectus.

Residual Certificates may not be transferred, sold, pledged or otherwise assigned unless, prior to the transfer, the proposed transferee delivers to the Trustee an affidavit certifying that the transferee is not a Disqualified Organization and is not purchasing a Residual Certificate on behalf of a Disqualified Organization and certifying as to any matters as may be necessary to verify that no significant purpose of the transfer is to impede the assessment or collection of tax, including the ability of the transferee to pay applicable taxes. In addition, Residual Certificates may not be held by a nominee. Each proposed transferee must also sign a transferee letter which, in the case of a transfer to or from a Foreign Person, generally would require furnishing evidence that the transfer would be respected for federal income tax purposes.]

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Considerations” in the Prospectus.]

Legal Investment Considerations

[The Offered Certificates will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Offered Certificates.]

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors are encouraged to consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by them.  See “Legal Investment Considerations” in the Prospectus.

Use of Proceeds

The net proceeds from the sale of the Offered Certificates will be applied by the Depositor, or an affiliate thereof, toward the purchase of the HELOCs [and the repayment of any financing] [and the funding of the Pre-Funding Amount]. The HELOCs will be acquired by the Depositor from the Seller in a privately negotiated transaction.

ERISA Considerations

A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code should carefully review with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See “ERISA Considerations” in the accompanying Prospectus.

Underwriting

Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter(s), the Depositor has agreed to sell to the Underwriter(s), and the Underwriter(s) [has/have] agreed to purchase from the Depositor, all of the Offered Certificates [as expressed as a portion of Class Principal Amount or Class Notional Amount, as applicable, as set forth below].

[The allocation among the Underwriter(s) to be provided.]

The distribution of the Offered Certificates by the Underwriter(s) will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter(s) may effect the transactions by selling the Certificates to or through dealers, and the dealers may receive from the Underwriter(s), for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter(s) and any dealers that participate with the Underwriter(s) in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Act. The Underwriting Agreement provides that the Depositor will indemnify the Underwriter(s) against certain civil liabilities, including liabilities under the Act.

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[    ].

[         ] has entered into an agreement with the Depositor to purchase the Class [     ] Certificates simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

Lehman Brothers Inc. is an affiliate of the Depositor, [the Seller,] [one of the Servicers] [and the Master Servicer].

Legal Matters

Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter by [McKee Nelson LLP, Washington, D.C.] [Dechert LLP, New York, New York] [Heller Ehrman LLP, Seattle, Washington].

Ratings

It is a condition to the issuance of the Offered Certificates that they have the applicable rating or ratings by [    ], [    ] and [    ] indicated under “Initial Certificate Ratings” in the table on page S-1.

The ratings of “AAA” and “Aaa” are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Offered Certificates of distributions in the amount of scheduled payments on the HELOCs. The rating takes into consideration the characteristics of the HELOCs and the structural and legal aspects associated with the Offered Certificates. The ratings do not take into consideration any of the tax aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments.

[The ratings do not address the likelihood that any Basis Risk Shortfall or Unpaid Basis Risk Shortfall will be paid to Certificateholders.]

There will be no arrangements to have the ratings monitored while the Certificates are outstanding.

The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than those described above; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies described above.

Glossary of Defined Terms

80+ LTV Loans	First Lien HELOCs having original Loan-to-Value Ratios in excess of 80%.
Accrual Period	For each class of [ ] and each Distribution Date, the period beginning on [ ] and ending on [ ].
80+ LTV Loans	First Lien HELOCs having original Loan-to-Value Ratios in excess of 80%.
[Additional Mortgage Assets	Any additional mortgage assets to be added to the Trust Fund during the Revolving Period, as described under “Acquisition by the Trustee of Additional Mortgage Assets.”]
Adjustable Rate HELOCs	HELOCs for which the related mortgage note provides for adjustment of the applicable Mortgage Rate, as described under [“Description of the Mortgage Pool—Adjustable Rate HELOCs” and “—The Indices.”]
Adjustment Date	With regard to the Adjustable Rate HELOCs, each date on which the related Mortgage Rate is adjusted in accordance with the terms of the related mortgage note.
Advance

An advance of funds which [     ] is generally obligated to make with respect to delinquent payments of principal and interest on the HELOCs, based on an interest rate adjusted to the related Mortgage Rate less the related Servicing Fee Rate.

Applied Loss Amount

For any Distribution Date, after giving effect to all Realized Losses incurred with respect to the HELOCs during the related Collection Period and distributions of principal on such Distribution Date, the amount by which the [    ] exceeds [     ].

Balloon Loans

Any HELOC that provides for (1) equal monthly Scheduled Payments that will not reduce the Scheduled Principal Balance of the HELOC to zero at its maturity date and (2) a larger monthly payment due at its maturity date equal to the unpaid Scheduled Principal Balance of that HELOC, with interest thereon.

Balloon Payments	Final payments on Balloon Loans due on their maturity dates that are significantly larger than other monthly payments.
Basis Risk Payment

For any Distribution Date, the sum of (1) any Basis Risk Shortfall for such Distribution Date, (2) any Unpaid Basis Risk Shortfall for such Distribution Date and (3) any Required Reserve Fund Amount (as specified in the Trust Agreement) for such Distribution Date.

Basis Risk Reserve Fund	A reserve fund into which any amount of [ ] is deposited in order to pay Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls.
Basis Risk Shortfall

For each Distribution Date and any class of [     ], the amount, if any, by which the amount calculated under the applicable Interest Rate formula exceeds the amount calculated under the applicable Net Funds Cap for such class.

BBA	The British Bankers’ Association.
Beneficial Owner	Any person acquiring an interest in a Book-Entry Certificate.
Book-Entry Certificates	The Certificates, other than any Definitive Certificate.
Business Day	Generally any day other than a Saturday or Sunday or a day on which banks in [ ] are closed.
Cap Contract	A limited recourse notional principal contract.
Carryforward Interest	For any class of [ ] and any Distribution Date, the sum of [ ].
Certificate Account	A certificate account maintained by [ ]on behalf of the Certificateholders.
Certificate Principal Amount

For any [     ] as of any Distribution Date, its initial Certificate Principal Amount as of the Closing Date, as reduced by all amounts previously distributed on that Certificate in respect of principal prior to such Distribution Date.

Certificateholder	Any person acquiring a beneficial ownership interest in any Certificate.
Certificates	The [ ].
Class Principal Amount	For any class of [ ], the aggregate of the Certificate Principal Amounts of all certificates of that class.
Clearstream Luxembourg	Clearstream Banking Luxembourg.
Clearstream Luxembourg Participants	Participating organizations that utilize the services of Clearstream Luxembourg.
Closing Date	[ ]
Code	The Internal Revenue Code of 1986, as amended.
Collection Account	The collection account maintained by the Master Servicer established in the name of the Trustee and for the benefit of the Certificateholders.
Collection Period

For any Distribution Date, the [      ] period beginning on the [      ] day of the [      ] month immediately preceding the month in which such Distribution Date occurs and ending on the [      ] day of the month in which such Distribution Date occurs.

Combined Loan-to-Value Ratio

For any HELOC at any date of determination, the ratio of the credit limit of such HELOC at the date of determination, plus the principal balance of each HELOC senior thereto based upon the most recent information available to the Seller, to (a) the appraised value of the Mortgaged Property, or (b) in the case of a Mortgaged Property purchased within one year of origination of such HELOC, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale.

Compensating Interest

For any applicable Distribution Date and prepayments in full or in part, the amount required to be paid by [     ] in respect of any resulting Prepayment Interest Shortfalls up to an amount equal to the aggregate of the Servicing Fees received on the HELOCs serviced by it.

Credit Line Agreement	With respect to any HELOC, the related home equity line of credit agreement and promissory note executed by the related borrower and any amendment or modification thereof.
Credit Scores

Statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower’s credit worthiness. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a home equity line of credit. Furthermore, Credit Scores were not developed specifically for use in connection with origination of home equity lines of credit, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of home equity line of credit characteristics on the probability of repayment by the borrower. The Credit Scores set forth in the tables in Annex A were obtained at either the time of origination of the related HELOC or more recently. Neither the Depositor nor [any of] the Originator[s] makes any representations or warranties as to the actual performance of any HELOC or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the HELOC according to its terms.

Current Interest	For any class of [ ] and any Distribution Date, the aggregate amount of interest accrued at the applicable Interest Rate during the [ ].
Custodial Agreements	The custodial agreements, each between [ ] and [ ].
Custodians	On the Closing Date [ ], each in [its] capacity as a custodian, or any successor thereto.
Cut-off Date	[ ]
Cut-off Date Balance	The Scheduled Principal Balances of the HELOCs as of the Cut-off Date.
Deferred Amount	For each Distribution Date and for each class [ ], the amount by which [ ].
Definitive Certificate	A physical certificate representing any Certificate.
Deposit Date	The Business Day immediately preceding each Distribution Date.
Designated Telerate Page

The Moneyline Telerate Service page 3750, or such other page as may replace page 3750, or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars.

Distressed HELOC	Any HELOC which becomes more than [90] days delinquent or for which [ ] has accepted a deed in lieu of foreclosure.
Distribution Date	[ ]
DTC	The Depository Trust Company.
ERISA	The Employee Retirement Income Security Act of 1974, as amended.
ERISA Restricted Offered Certificate	An Offered Certificate which does not have a rating of BBB- or above or Baa3 or above at the time of its acquisition by a Plan.
Euroclear	The Euroclear System.
Euroclear Participants	Participating organizations that utilize the services of Euroclear.
First Lien HELOCs	HELOCs secured by mortgages or deeds of trust or similar security instruments creating a first lien on the related Mortgaged Property.
Fixed Rate HELOCs	HELOCs for which the related mortgage note provides for a fixed Mortgage Rate for the entire amortization term of those HELOCs.
Global Securities	The globally offered Certificates.
Gross Margin	For Adjustable Rate HELOCs, the interest rate margin specified in the related mortgage note.
HELOCs	The home equity lines of credit included in the Trust Fund as of the Closing Date.
Index	The index applicable to any Adjustable Rate HELOC, based on [Six-Month LIBOR] or [One-Year CMT].
Initial Cap	For any Adjustable Rate HELOC, a fixed percentage specified in the related mortgage note beyond which the related Mortgage Rate generally will not increase or decrease on the first Adjustment Date.
Insurance Proceeds	Any amounts paid by an insurer under any standard hazard insurance policy, flood insurance policy or any other insurance policy relating to the HELOCs or related Mortgaged Properties.
Interest Rate	[ ]
Interest Remittance Amount	For any Distribution Date and any Mortgage Pool, an amount equal to [ ].
Interest-Only HELOCs

HELOCs that provide for payment of interest at the related Mortgage Rate, but no payment of principal, for the period specified in the related mortgage note following the origination of the related HELOC.

IRS	The Internal Revenue Service.
Issuing Entity	[ ]
LIBOR	The London Interbank Offered Rate.
LIBOR Business Day	Any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.
LIBOR Determination Date	The [ ] LIBOR Business Day preceding the commencement of each Accrual Period.
Liquidated HELOC

In general, a defaulted HELOC as to which [     ] has determined that all amounts that it expects to recover in respect of such HELOC have been recovered (exclusive of any possibility of a deficiency judgment).

Loan-to-Value Ratio

For any HELOC at any date of determination, the ratio of the credit limit of such HELOC at the date of determination, to (a) the appraised value of the Mortgaged Property, or (b) in the case of a Mortgaged Property purchased within one year of origination of such HELOC, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale.

Maximum Interest Rate	[ ]
Maximum Rate	For any HELOC, the rate specified in the related mortgage note which the related Mortgage Rate will never exceed.
Minimum Rate	For any HELOC, the rate specified in the related mortgage note which the related Mortgage Rate will never be less than.
Monthly Excess Cashflow	For any Distribution Date, [ ].
Monthly Excess Interest	Any remaining Interest Remittance Amounts from [ ].
Mortgage Assets	The HELOCs and [list any other mortgage assets to be included] included in the Trust Fund as of the Closing Date.
Mortgage Pool	[ ]
Mortgage Rate	For any HELOC, its applicable interest rate as determined in the related mortgage note as reduced by any application of the Relief Act.
Mortgaged Property	The real property securing a HELOC.
Net Funds Cap	For each Distribution Date , an annual rate equal to [ ].
Net Liquidation Proceeds

All amounts, net of (1) unreimbursed expenses and (2) unreimbursed Advances and servicing advances, received and retained in connection with the liquidation of defaulted HELOCs, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure.

Offered Certificates	The [ ].
OID	Original issue discount.
One-Month LIBOR	The average of the interbank offered rates for one-month U.S. dollar deposits in the London market.
One-Year CMT

The weekly average yield on United States treasury security adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15(519) and most recently available as of the date 45 days before the related Adjustment Date.

Originators	The originators of the HELOCs.
Optimal Interest Remittance Amount	For each Distribution Date, the product of [ ].
Participant	Participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.
Participation Interests

A participation interest in certain Mortgage Assets, established under a participation agreement.  Each participation interest will represent an entitlement to interest and principal payments on a single Mortgage Asset.

Periodic Cap

For any Adjustable Rate HELOC, the fixed percentage specified in the related mortgage note above and below which the related Mortgage Rate will not be adjusted on any Adjustment Date, except for the first Adjustment Date.

Plan	Any employee benefit plan or other retirement arrangement that is subject to ERISA or to Section 4975 of the Code.
Pool Balance	For any Mortgage Pool as of any date of determination, the aggregate of the Scheduled Principal Balances of the HELOCs in such Mortgage Pool as of such date.
Prepayment Interest Excess	For any HELOC, any excess of any interest received on that HELOC over one month’s interest at the Net Mortgage Rate.
Prepayment Interest Shortfall

The amount by which one month’s interest at the Mortgage Rate (as reduced by the related Servicing Fee Rate) on a HELOC as to which a voluntary prepayment has been made in the month preceding the month in which such prepayment is distributed to Certificateholders exceeds the amount of interest actually received in connection with such prepayment.

Prepayment Period	For each Distribution Date for a prepayment [in part or in full], the [calendar month] immediately preceding the month in which such Distribution Date occurs.
Principal Distribution Amount	For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which [ ].
Principal Distribution Amount	For each Mortgage Pool for any Distribution Date, an amount equal to [ ].
Principal Remittance Amount	For each Mortgage Pool and for any Distribution Date, an amount equal to [ ].
PTCE 95-60	Prohibited Transaction Class Exemption 95-60.
PTE	A Prohibited Transaction Exemption granted by the U.S. Department of Labor.
Purchase Price	An amount equal to the sum of [ ].
Rating Agencies	Each of [ ].
Realized Loss	The excess of the outstanding principal balance of a Liquidated HELOC over the related Net Liquidation Proceeds, to the extent allocable to principal.
Relevant Depositary	[ ] as depositary for Clearstream Luxembourg, and [ ] as depositary for Euroclear, individually.
Relief Act	The Servicemembers Civil Relief Act and similar state or local laws.
Relief Act Reduction	Any reduction of the applicable Mortgage Rate by application of the Relief Act.
Residual Certificate	The Class R Certificate.
[Revolving Account	An account maintained by [ ] on behalf of the Certificateholders for the purposes of acquiring Additional Mortgage Assets.]
[Revolving Period	The period from and including the Distribution Date in [ ] and ending on the Distribution Date in [ ].]
Sale Agreements	The transfer agreements pursuant to which [ ] purchased one or more of the HELOCs directly from the Transferors.
Sale and Assignment Agreement	The home equity line of credit sale and assignment agreement dated as of [ ], between the Seller and the Depositor.
Sale Date	The date on which a HELOC was purchased by the [ ] pursuant to the related Sale Agreement.
Scheduled Payment	The monthly scheduled payment of interest and principal specified in the related mortgage note for the HELOC.
Scheduled Principal Balance

For any HELOC as of any date of determination, an amount generally equal to its outstanding principal balance as of the Cut-off Date after giving effect to Scheduled Payments due on or before such date, whether or not received, as reduced by (1) the principal portion of all Scheduled Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period immediately preceding such date of determination. The Scheduled Principal Balance of a Liquidated HELOC will be equal to zero.

Second Lien HELOCs	HELOCs secured by mortgages or deeds of trust or similar security instruments creating a junior lien on the related Mortgaged Property.
Securities Act	The Securities Act of 1933, as amended.
Seller	[ ]
Servicer Remittance Date	The [ ] day of each month.
Servicer	On the Closing Date, [ ] and any other Servicer servicing the HELOCs.
Servicing Account	A custodial account maintained by each Servicer established in the name of [ ] and for the benefit of Certificateholders.
Servicing Agreement	The servicing agreement, between the Seller and the Servicer.
Servicing Fee	For each HELOC, a monthly fee paid to each Servicer out of interest collections received from the related HELOC calculated at the Servicing Fee Rate on the outstanding principal balance of each HELOC.
Servicing Fee Rate	[ ]
Six-Month LIBOR	The average of the interbank offered rates for six-month U.S. dollar deposits in the London market, calculated as provided in the related mortgage note.
Six-Month LIBOR HELOCs	Adjustable Rate HELOCs providing for semi-annual adjustment of the related Mortgage Rate based on Six-Month LIBOR.
SMMEA	The Secondary Mortgage Market Enhancement Act of 1984, as amended.
Stepdown Date	The earlier of (x) [ ] or (y) [ ].
Subsequent Recovery	Any amount recovered with respect to a Liquidated HELOC for which a Realized Loss has been incurred after liquidation and disposition of such HELOC.
Substitution Amount

Generally equal to the amount, if any, by which the Scheduled Principal Balance of a HELOC required to be removed from a Mortgage Pool due to a breach of a representation or warranty or defective documentation exceeds the principal balance of the related substitute HELOC, plus unpaid interest accrued thereon, any unpaid Advances or servicing advances, unpaid Servicing Fees (and related interest) and the costs and damages incurred by the Trust Fund in respect of such removed HELOC as a result of violations of any applicable federal, state or local predatory or abusive lending law with respect to such HELOC.

Target Amount	For any Distribution Date, an amount equal to [ ].
Tax Counsel	[ ]
Transferors	The various entities from which the [ ] purchased HELOCs pursuant to the Sale Agreements.
Transferred HELOCs	The HELOCs purchased by [ ] from various Transferors under the Sale Agreements.
Trust Accounts	The Certificate Account, the Servicing Accounts, the Basis Risk Reserve Fund and [ ].
Trust Agreement	The trust agreement dated as of [ ], among [ ].
Trust Fund	The trust fund created pursuant to the Trust Agreement.
Trustee	[ ] in its capacity as trustee under the Trust Agreement, or any successor thereto.
Underwriter	[ ]
Underwriting Agreement	Collectively, the underwriting agreement and the terms agreement between the Depositor and the Underwriter.
Underwriting Guidelines	The underwriting guidelines established by the Originator, in accordance with which the HELOCs have been originated or acquired by the Originator.
Unpaid Basis Risk Shortfall

For any class of [     ] on any Distribution Date, the aggregate of all Basis Risk Shortfalls for such class remaining unpaid from all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, computed without regard to the applicable Net Funds Cap, but limited to a rate no greater than the applicable Maximum Interest Rate.

[The following Annexes are incorporated by reference
into this prospectus supplement.]

Annex A:
Certain Characteristics of the HELOCs

The following tables set forth certain information as of the Cut-off Date, for the HELOCs, in each case having the stated characteristics shown in the tables in each range. As used in these tables, the “non-zero weighted average” of any characteristic of the HELOCs will not include in such weighted average those HELOCs which do not have that characteristic (or for which that characteristic cannot be determined). (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

Property Types

Property Type	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Cut-Off Date Scheduled Principal Balances

Range of Scheduled Principal Balances ($)	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The average Scheduled Principal Balance is approximately $[           ].

Mortgage Rates

Range of Mortgage Rates (%)	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The weighted average Mortgage Rate is approximately [    ]%.

Type of Mortgage Rates

Type of Mortgage Rates	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%
Fixed
Adjustable (Six Month LIBOR)
Adjustable (One Year CMT)

Total			$100.00%

The weighted average Mortgage Rate is approximately [    ]%.

Original Terms to Maturity

Range of Maturities (months)	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$

Total			$100.00%

The weighted average original term to maturity is approximately [     ] months.

Remaining Terms to Maturity

Range of Maturities (months)	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The weighted average remaining term to maturity is approximately [   ] months.

Credit Limits

Credit Limits ($)	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The aggregate credit limit of the HELOCs is [    ]%.

Credit Limit Utilization Rates

Credit Limit Utilization Rates (%)	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Loan Purposes

Loan Purposes	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Original Draw Terms

Original Draw Terms (months)	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Remaining Draw Terms

Remaining Draw Terms (months)	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Original Loan-to-Value Ratios

Range of Original Loan-to- Value Ratios* (%)	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The weighted average original Loan-to-Value Ratio is approximately [     ]%.

Geographic Distribution

State	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Loan Documentation

Loan Documentation	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Occupancy Status

Occupancy Status	Number of HELOCs	Aggregate Scheduled Principal Balance	Percentage of HELOCs by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Annex B-1:
Assumed HELOC Characteristics

Annex B-2:
Principal Amount Decrement Tables

Percentage of Initial Class Certificate Principal Amount of the Offered Certificates
Outstanding at the Following Percentages of [   ]

	Class [ ] Certificates
Distribution Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%

Weighted Average Life in Years

__________

* Indicates a value between 0.0% and 0.5%.

Annex [C]:
Available Combinations for Exchange

Original Certificates				Exchangeable Certificates
Mortgage Pool	Original Class	Original Balance(1)	CUSIP Number	Exchange Class	Maximum Original Class Principal Balance	Interest Type	Principal Type(2)	Summary Interest Rate Formula	CUSIP Number	Final Distribution Date
Combination 1
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Combination 2
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

$[                ]

(Approximate)

Structured Asset Securities Corporation

Home Equity Loan Pass-Through Certificates

Series [     ]

Structured Asset Securities Corporation

[Depositor]

[                               ]

[Sponsor and Seller]

[                               ]

[Servicer/Master Servicer]

_______________

PROSPECTUS SUPPLEMENT

[                ]

_______________

[Underwriters]

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, [                       ], 20[   ]

PROSPECTUS SUPPLEMENT

(To Prospectus dated [               ])

$[                      ] (Approximate)
SASCO MORTGAGE LOAN TRUST [     ]

Mortgage Backed Notes

[                        ]

[                        ]

Sponsor and Seller

    Issuing Entity

[                        ]

Structured Asset Securities Corporation

[Servicer/Master Servicer]

Depositor

Consider carefully the risk factors beginning on page S-[   ] of this prospectus supplement and on page [   ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary beginning on page S-[   ] in this prospectus supplement and the index of principal terms on page [   ] in the prospectus.

The notes will represent obligations of the issuing entity only and will not represent obligations of the sponsor, the depositor or any of their affiliates or any other party.

This prospectus supplement may be used to offer and sell the notes offered hereby only if accompanied by the prospectus.

The issuing entity will issue notes including the following classes offered hereby:

0

●   [      ] classes of senior notes

1

●   [      ] classes of subordinate notes

The classes of notes offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, in the table under “The Offered Notes” on page S-[   ] of this prospectus supplement.  This prospectus supplement and the accompanying prospectus relate only to the offering of the notes listed in the table on page S-[   ] and not to the other classes of notes that will be issued by the issuing entity as described in this prospectus supplement.

Payments on the offered notes will be payable [       ], as described in this prospectus supplement.  The first expected payment date will be [        ].  Credit enhancement for the offered notes includes [describe any credit enhancement].  [Amounts payable under [describe any derivative agreements] provided by [    ] will be applied to [describe purpose of derivative agreement(s)].] [The Class [   ] Notes will be exchangeable for certain other classes of notes, as described in this prospectus supplement.] [The notes are subject to a mandatory auction call on [    ] as described under “Description of the Mortgage Notes—Mandatory Auction Call of the Notes.”]

[Describe assets of the issuing entity.][After the closing date of this transaction, but before [     ], the issuing entity may acquire additional mortgage loans for inclusion in the mortgage pool as described at “Description of the Mortgage Pool—Conveyance of Subsequent Mortgage Loans” in this prospectus supplement.]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

[Describe underwriting arrangements.]

On or about [         ], delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of [    ].

[Underwriters]

The date of this prospectus supplement is [             ]

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

The information presented in this prospectus supplement is intended to enhance the general terms of the accompanying prospectus.  You should rely on the information in this prospectus supplement for the specific terms of the notes and the offering.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with any other information.

We are not offering the notes in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

Page

The Offered Notes

S-1

Summary of Terms

S-6

Risk Factors

S-16

Glossary

S-27

Description of the Notes

S-27

General

S-27

Book-Entry Registration

S-28

[Exchangeable Notes

S-29

Payments of Interest

S-30

[Determination of LIBOR

S-33

Payments of Principal

S-33

Credit Enhancement

S-34

Optional Purchase of the Mortgage Loans

S-36

[Mandatory Auction Call of the Notes

S-36

Fees and Expenses of the Trust

S-37

Description of the Mortgage Pool

S-38

General

S-38

[Adjustable Rate Mortgage Loans

S-41

[Participation Interests in Mortgage Loans

S-42

The Mortgage Loans

S-42

[Conveyance of Subsequent Mortgage Loans

S-43

[Acquisition by the Trust of Additional Mortgage Loans

S-45

Static Pool Information

S-46

Legal Proceedings

S-46

Affiliations

S-47

Additional Information

S-47

Underwriting Guidelines

S-48

[Originator Name]

S-48

[    ] Underwriting Guidelines

S-48

General Underwriting Guidelines

S-48

[The Master Servicer]

S-48

The Servicer

S-48

General

S-48

[Servicer Name]

S-49

Administration of the Trust

S-50

Servicing and Administrative Responsibilities

S-50

Trust Accounts

S-53

Example of Payments

S-54

Mortgage Loan Servicing

S-55

General

S-55

Servicing Accounts and the Collection Account

S-56

Reserve Accounts

S-57

Servicing Compensation and Payment of Expenses

S-57

Waiver or Modification of Mortgage Loan Terms

S-57

Prepayment Interest Shortfalls

S-58

Advances

S-58

Collection of Taxes, Assessments and Similar Items

S-58

Insurance Coverage

S-58

Evidence as to Compliance

S-59

[Master Servicer Default;] Servicer Default

S-59

Amendment of the Servicing Agreement

S-60

Custody of the Mortgage Files

S-60

[Optional Purchase of Defaulted Mortgage Loans

S-60

[Special Servicer for Distressed Mortgage Loans

S-60

[Pledge of Servicing Rights

S-60

The Trust Agreement, Indenture and Administration Agreement

S-61

General

S-61

The Issuing Entity

S-61

The Owner Trustee

S-61

The Ownership Certificate

S-62

Certain Matters under the Agreements

S-63

Administration

S-66

Amendment

S-67

Servicing

S-67

The Sale and Assignment Agreement and the Transfer and Servicing Agreement

S-67

General

S-67

Assignment of Mortgage Loans

S-67

Representations and Warranties

S-68

Amendment

S-71

Voting Rights

S-72

General

S-72

[Subordination of the Class [      ] Notes

S-74

Weighted Average Life

S-75

Material Federal Income Tax Considerations

S-76

Tax Classification of the Trust and of the Notes

S-76

Tax Consequences to Holders of the Notes

S-76

State and Local Income Tax Considerations

S-76

Legal Investment Considerations

S-77

Use of Proceeds

S-77

ERISA Considerations

S-77

Underwriting

S-77

Legal Matters

S-78

Ratings

S-78

Glossary of Defined Terms

S-80

Annex A:  Certain Characteristics of the Mortgage Loans

S-A-1

Annex B-1:  Assumed Mortgage Loan Characteristics

S-B-1-1

Annex B-2:  Principal Amount Decrement Tables

S-B-2-1

Annex [C]:  Available Combinations for Exchange

S-C-1

The Offered Notes

The notes consist of the [class(es)] of notes listed in the tables below[, together with the Class [       ] Notes].  Only the classes of notes listed in the tables below are offered by this prospectus supplement.

Class	[Related Mortgage Pool(s)]	Class Principal or Notional Amount(1)	Initial Interest Rate(2)	Summary Interest Rate Formula (until Initial Optional Termination Date)(3)	Summary Interest Rate Formula (after Initial Optional Termination Date)(3)	Principal Type	Interest Type	Initial Note Ratings
								[Name of Rating Agency]	[Name of Rating Agency ]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Description of Interest Rate]	[Insert Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Description of Interest Rate]	[Insert Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Description of Interest Rate]	[Insert Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]

(1)

These balances are approximate, as described in this prospectus supplement.

(2)

Reflects the interest rate as of the closing date.

(3)

Reflects the summary interest rate formula [to be described as applicable].

The offered notes will also have the following characteristics:

Class	Record Date	Delay / Accrual Period	Interest Accrual Convention	Final Scheduled Payment Date	Expected Final Scheduled Payment Date	Minimum Denominations	Incremental Denominations	CUSIP Number
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Summary of Terms

•

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the notes, you should carefully read this entire prospectus supplement and the accompanying prospectus.

•

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•

Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included in this prospectus supplement.

•

[Whenever we refer to a percentage of some or all of the mortgage loans in the trust [or in any pool], that percentage has been calculated on the basis of the total scheduled principal balance of those mortgage loans as of [        ], unless we specify otherwise.  We explain in this prospectus supplement under “Description of the Notes—Payments of Principal” how the scheduled principal balance of a mortgage loan is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any mortgage loans, we mean the total of their scheduled principal balances determined by that method, unless we specify otherwise.]

Parties

Sponsor and Seller

[     ] will sell the mortgage loans to the depositor.

Depositor

Structured Asset Securities Corporation, a Delaware special purpose corporation, will sell the mortgage loans to the issuing entity. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 526-7000.

Issuing Entity

[     ].

Indenture Trustee

[     ].

Owner Trustee

[     ].

[Trust Administrator

[     ] will be responsible for preparing monthly payment statements and certain tax information for investors and certain tax filings for the trust.]

[Master Servicer

[     ] will oversee the servicing of the mortgage loans by the servicers.]

Primary Servicer[s]

On the closing date, [     ] will service approximately [      ]% of the mortgage loans.

 [Credit Risk Manager

[     ] will monitor and advise the servicers with respect to default management of the mortgage loans and also prepare certain loan-level reports for the trust which will be available for review by noteholders.]

Originator[s]

[     ] and [various other banks, savings and loans and other mortgage lending institutions] originated the mortgage loans to be included in the trust.

[Note Insurer

[     ] will provide a note guaranty insurance policy for [    ] Notes.

 [[Swap] [Cap] Counterparty

[     ].]

[Auction Administrator

[       ].]

[Affiliations

[If the sponsor, depositor or issuing entity is an affiliate of any servicer, indenture trustee, owner trustee, originator or any other transaction party, disclose such here. Also, disclose any other affiliations among transaction parties.]]

The Notes

The notes offered by this prospectus supplement will be issued with the initial approximate characteristics set forth under “The Offered Notes” in the table on page S-[     ].

[The offered notes will be issued in book-entry form.  The minimum denominations and the incremental denominations of each class of offered notes are set forth in the table on page S-[     ].]

The notes represent obligations of the trust and will be secured by collateral consisting primarily of [describe assets of the trust] having a total principal balance as of the cut-off date, which is [     ], of approximately $[     ].

The trust will also issue an ownership certificate which will not be entitled to monthly payments of principal and interest, but rather solely to any excess cashflow remaining after all payments on the notes and certain other fees and expenses of the trust have been made on the related payment date.

[The mortgage loans to be included in the trust will be divided into [     ] mortgage pools: [name pools].  [Describe pool assets].

[Payments of principal and interest on the Class [     ] Notes will be based primarily on collections from the pool [     ] mortgage loans.  Payments of principal and interest on the Class [     ] Notes will be based primarily on collections from the pool [     ] mortgage loans. Payments of principal and interest on the Class [     ] Notes will be based on collections from [both / all] mortgage pools as described herein.]

The rights of holders of the Class [     ] Notes to receive payments of principal and interest will be subordinate to the rights of the holders of notes having a senior priority of payment, as described in this Summary of Terms under “—Enhancement of Likelihood of Payment on the Notes—Subordination of Payments” below.  We refer to the Class [       ] Notes collectively as “subordinate” notes.  We refer to the Class [     ] Notes collectively as “senior” notes.

[The Class [     ] and Class [     ] Notes are exchangeable for certain other classes of senior notes in the combinations identified on Annex [   ] to this prospectus supplement.]

[The Class [     ] Notes will be entitled to receive all the cash flow from the mortgage pools solely arising from prepayment premiums paid by the borrowers on certain voluntary, full and partial prepayments of the mortgage loans. Accordingly, these amounts will not be available for payments to the servicers or to holders of other classes of notes.]

[The Class [     ] Notes will be entitled to receive any monthly excess cashflow remaining after required payments are made to the offered notes.]

[The Class [     ] Notes and the ownership certificate are not offered by this prospectus supplement.]

The offered notes will have an approximate total initial principal amount of $[     ]. Any difference between the total principal amount of the offered notes on the date they are issued and the approximate total principal amount of the offered notes as reflected in this prospectus supplement will not exceed 5%.

Payments on the Notes

Principal and interest on each class of the notes will be payable on the [25th] day of each month, beginning in [     ].  However, if the [25th] day is not a business day, payments will be made on the [next] business day after the [25th] day of the month.

Interest Payments

Amounts Available for Interest Payments

Interest will accrue on each class of offered notes at the applicable annual rates described below:

•

Class [     ] Notes: [describe interest rate and any applicable caps or limitations].

[If the option to purchase the mortgage loans is not exercised by the [servicer/master servicer] on the initial optional termination date as described under “—The Mortgage Loans—Optional Purchase of the Mortgage Loans” below, then with respect to the next payment date and each payment date thereafter, the applicable annual rate [describe any changes in the interest rate].

See “—The Mortgage Loans—Optional Purchase of the Mortgage Loans” below.

[You will receive from each pool of mortgage loans only the payments of interest that the component parts of your class of notes that relate to that mortgage pool are entitled to receive.  As described in this prospectus supplement, you may receive less than you are entitled to from any particular pool of mortgage loans if those mortgage loans do not generate enough interest in any particular month to pay interest due.]

[The Class [    ] Notes are principal-only notes and will not be entitled to payments of interest.]

See “Description of the Notes—Payments of Interest” in this prospectus supplement.

Priority of Interest Payments

In general, on each payment date, the interest remittance amount, which is the amount of interest collected from the mortgage loans during the collection period related to the payment date minus the amount of any [servicing fees][other fees], will be paid in the following order of priority:

first, [to the Class [    ] Notes, the amount of [   ]];

second, [to the Class [    ] Notes, the amount of [   ]]; and

[    ], [any remaining interest after payments as described above will be paid to the notes as [excess interest]].

[The Interest Rate Swap Agreement/Cap Agreement

[    ] will enter into an [interest rate swap agreement/cap agreement] with [    ], as [swap/cap] counterparty. Under the [interest rate swap agreement/cap agreement], [describe swap agreement].

See [    ] in this prospectus supplement.]

[A graphic illustration of interest payment priority to be provided to the extent such illustration enhances the disclosure of the interest payment priority.]

Principal Payments

Amounts Available for Principal Payments

The amount of principal payable on the [   ] notes will be determined by (1) formulas that allocate portions of principal payments received on the mortgages loans between [mortgage pools] [different note classes], (2) funds received on the mortgage loans that are available to make payments on the notes and (3) [the application of excess interest from each mortgage pool to pay principal on the notes].

Priority of Principal Payments

In general, on each payment date, the principal remittance amount, which is the amount of principal collected from the mortgage loans during the collection period related to the payment date, including prepayments, liquidation proceeds and amounts from mortgage loans repurchased from the trust, minus the amount of any [expenses of the indenture trustee][other expenses], will be paid in the following order of priority:

first, [to the Class [    ] Notes, the amount of [    ]];

second, [to the Class [    ] Notes, the amount of [    ]]; and

[    ], [any remaining principal after payments as described above will be paid to the notes as [excess cashflow]].

[A graphic illustration of principal payment priority to be provided to the extent such illustration enhances the disclosure of the principal payment priority.]

Trigger Events

The manner of allocating payments of principal on the mortgage loans will differ, as described above, depending upon the occurrence of several different events or triggers:

•

[describe any applicable events or triggers];

See “Description of the Notes — Payments of Principal” and “Glossary of Defined Terms” in this prospectus supplement.

Limited Recourse

The only source of cash available to make interest and principal payments on the notes will be the assets of the trust pledged to secure the notes.  The trust will have no other source of cash other than collections and recoveries of the mortgage loans through insurance or otherwise [if applicable, describe any cap or derivatives providing support] [if applicable, describe any pool or note guaranty insurance policy].  No other entity will be required or expected to make any payments on the notes [other than [   ] with respect to the guaranty insurance policy].

Exchangeable Notes

On each payment date when exchangeable notes are outstanding, principal distributions from the applicable related notes are allocated to the related exchangeable notes that are entitled to principal.  The payment characteristics of the classes of exchangeable notes will reflect the payment characteristics of their related classes of regular notes. Annex [   ] shows the characteristics of the exchangeable notes and the combinations of notes and exchangeable notes.

See “Description of the Notes—Exchangeable Notes—Procedures" in this prospectus supplement and "Description of the Securities—Exchangeable Securities" in the prospectus for a description of exchangeable notes and exchange procedures and fees.

Enhancement of Likelihood of Payment on the Notes

The payment structure of this securitization includes [forms of credit enhancement to be described as applicable].  [The [   ] notes will [be insured by a] [not be insured by any] financial guaranty insurance policy.]  [Name of financial guaranty insurance policy to be provided if applicable.]

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Credit Enhancement” in this prospectus supplement for a detailed description of the forms of credit enhancement available to the notes.

[Subordination of Payments

Notes with an “A” in their class designation will have a payment priority as a group over other notes.  Class [   ] notes will have a payment priority over class [    ] notes, and class [    ] notes will have a payment priority over class [    ] notes.

These payment priorities are intended to increase the likelihood that the holders of class [    ] notes and, to a lesser extent, the holders of class [    ] notes, will receive regular payments of interest and principal.

See “Description of the Notes—Credit Enhancement—Subordination” in this prospectus supplement.]

[Allocation of Losses

As described in this prospectus supplement, amounts representing losses on the mortgage loans (to the extent that those losses exceed excess interest and any overcollateralization, as described in this prospectus supplement) will be applied to reduce the principal amount of the [    ] class of notes still outstanding that has the lowest payment priority, until the principal amount of that class of notes has been reduced to zero.  For example, losses in excess of overcollateralization and excess interest will first be allocated in reduction of the principal amount of the Class [    ] Notes until it is reduced to zero, then in reduction of the principal amount of the Class [    ] Notes until it is reduced to zero.  If a loss has been allocated to reduce the principal amount of a [   ] note, it is unlikely that investors will receive any payment in respect of that reduction [except in the case of those notes covered by the guaranty insurance policy as described below].

[A graphic illustration of allocation of losses to be provided to the extent such illustration enhances the disclosure of the allocation of losses.]

See “Description of the Notes—Credit Enhancement—Application of Realized Losses” in this prospectus supplement.]

[Excess Interest

The mortgage loans bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the [    ] notes and [    ].  This “excess interest” received from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to maintain the required level of overcollateralization.

In general, on each payment date, any excess interest will be paid in the following order of priority:

first, [to the Class [    ] Notes, the amount of [    ]];

second, [to the Class [    ] Notes, the amount of [    ]]; and

[    ], [any remaining excess interest after payments as described above will be paid to the holder of the ownership certificate.

[A graphic illustration of any excess interest distribution to be provided to the extent such illustration enhances the disclosure of the application of excess interest.]

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Credit Enhancement—Excess Interest” in this prospectus supplement.]

[Overcollateralization

On the closing date, the total principal balance of the mortgage loans in the trust is expected to exceed the total principal amount of the notes by approximately $[    ], which represents [    ]% of the total principal balance of the mortgage loans in the trust as of [    ].  This condition is referred to in this prospectus supplement as “overcollateralization.”  Thereafter, to the extent described in this prospectus supplement, a portion of excess interest may be applied to pay principal on the notes to the extent needed to maintain the required level of overcollateralization.  We cannot, however, assure you that sufficient interest will be generated by the mortgage loans to maintain any level of overcollateralization.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Credit Enhancement—Overcollateralization” in this prospectus supplement.]

[Limited Cross-Collateralization

Under certain limited circumstances, principal payments on the mortgage loans in [a pool] may be paid as principal to holders of the [    ] notes corresponding to [another pool or pools].

If the [    ] notes relating to one pool have been retired, then principal payments on the mortgage loans relating to the retired [    ] notes will be paid to the remaining [    ] notes of the other [pool or pools], if any, before being paid to the [    ] notes.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Payments of Principal” in this prospectus supplement.]

[Interest Rate Swap Agreement

Any net swap payment received under the [interest rate swap agreement] will be applied to pay interest shortfalls, maintain overcollateralization and cover losses, as described in this prospectus supplement.

See “Description of the Notes— Payments of Interest—Interest Rate Swap Agreement” in this prospectus supplement.]

[[Note] [Pool] Insurance Policy

The [    ] [note][pool] guaranty insurance policy will guarantee certain interest and principal payments to holders of [    ] Notes under the instances described in this prospectus supplement.  [No other classes of notes will benefit from the note guaranty insurance policy.]

For information about [    ] and for a more detailed discussion of the [    ] guaranty insurance policy, see “The [Note] [Pool] Insurance Policy” in this prospectus supplement.

Fees and Expenses

Before payments are made on the notes, the servicer will be paid a monthly fee calculated either as [    ]% annually.

The owner trustee will be paid [    ].  The indenture trustee will be paid [    ]%.  The trust administrator will be paid [    ]%.

[describe other fees to be paid to any indenture trustee, owner trustee, master servicer, trust administrator and credit risk manager, as applicable].

In each case, the fees described above will be paid to the related party from amounts received on the mortgage loans, before payments of any amounts to noteholders. The [servicer’s] fees will be paid prior to the payment of other fees. [The other parties will be paid their fees simultaneously on a proportionate basis.]

Expenses of the servicer[, the custodians, the master servicer, the owner trustee and the trust administrator] will be reimbursed before payments are made on the notes.  Expenses of the indenture trustee will be reimbursed up to $[    ] annually before payments of interest and principal are made on the notes; any additional unpaid expenses above $[    ] in any year will be paid to the indenture trustee to the extent of any remaining interest remittance amount after all payments of interest on the notes.

See “Fees and Expenses of the Trust” in this prospectus supplement.

Final Scheduled Payment Date

The final scheduled payment date for the offered notes will be the applicable payment date specified in the table on page S-[    ].  The final scheduled payment date for the [    ] notes is based upon [    ].  The actual final payment date for each class of offered notes may be earlier or later, and could be substantially earlier, than the applicable final scheduled payment date.

The Mortgage Loans

On the closing date, which is expected to be on or about [    ], the assets of the trust will consist primarily of [one pool] [pools of] [describe mortgage pool(s)] mortgage loans with a total principal balance as of the cut-off date of approximately $[    ].  The mortgage loans will be secured by [mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages].

The depositor expects that the mortgage loans will have the following characteristics as of the cut-off date:

[Aggregate] [Pool __ ] Mortgage Loan Summary

	Range or Total	Weighted Average	Total Percentage(1)

Number of Mortgage Loans
Number of Fixed Rate Mortgage Loans
Number of Adjustable Rate Mortgage Loans
Total Scheduled Principal Balance
Scheduled Principal Balances
Mortgage Rates
Original Terms to Maturity (in months)
Remaining Terms to Maturity (in months)
Original Combined Loan-to-Value Ratios
Number of Second Lien Mortgage Loans
Number of Interest-Only Mortgage Loans
Number of Balloon Mortgage Loans
Geographic Distribution in Excess of 10.00% of the Total Scheduled Principal Balance:
Number of Mortgage Loans in [ ]
Number of Mortgage Loans in the Maximum Single Zip Code Concentration
Credit Scores
Number of Mortgage Loans with Prepayment Premiums or Lockout Fees at Origination
Gross Margins(2)
Maximum Mortgage Rates(2)
Minimum Mortgage Rates(2)
Months to Next Mortgage Rate Adjustment(2)
Initial Caps(2)
Periodic Caps(2)

(1)

Percentages calculated based on the total principal balance of the mortgage loans.

(2)

The weighted average is based only on the adjustable rate mortgage loans in [   ] pool[s].

[In addition, approximately [   ] mortgage loans, with a total principal balance as of the cut-off date of approximately $[         ], which represents approximately [    ]% of the mortgage loans, are represented by participation interests in mortgage loans.  The depositor expects that the participation interests will have the following characteristics as of the cut-off date:  [         ].]

[The mortgage loans held by the trust will not be insured or guaranteed by any government agency.]

Servicing of the Mortgage Loans

[The mortgage loans will be master serviced by [      ].  The master servicer will oversee the servicing of the mortgage loans by the servicer[s].]  Primary servicing may subsequently be transferred to servicers other than the initial servicer[s], in accordance with the transfer and servicing agreement and the servicing agreement, as described in this prospectus supplement.

[[      ] will retain certain rights relating to the servicing of the mortgage loans, including the right to terminate and replace any servicer, at any time, without cause, in accordance with the terms of the applicable servicing agreement, which, among other things, generally requires payment of a termination fee.]

See “The Master Servicer,” “The Servicer” and “Mortgage Loan Servicing” in this prospectus supplement.

[The Pre-Funding Arrangement

On the closing date, approximately $[      ], which represents [         ]% of the mortgage pool assets, will be deposited by [      ] in a pre-funding account maintained by [      ].  It is intended that additional subsequent mortgage loans will be sold to the trust by the depositor from time to time, from [      ] until [      ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional mortgage loans if applicable.]]

[See “Description of the Mortgage Pools—Conveyance of Subsequent Mortgage Loans” in this prospectus supplement.]

[The Revolving Period

On each payment date during the revolving period (i.e. from the closing date until [    ]), the depositor may direct the indenture trustee on behalf of the trust to purchase from the depositor for inclusion in the trust additional mortgage loans, up to an aggregate maximum purchase price of $[    ], which represents approximately [    ]% of the total principal balance of the mortgage pool[s] as of the cut-off date.  If the depositor so directs, the [indenture trustee] [trust administrator] will deposit all or a portion of the amount of [interest] [principal] payable on the mortgage loans [from each mortgage pool] that would otherwise be made to noteholders into a separate revolving account established for the [related] mortgage pool, and will apply deposits in the revolving account to fund the purchase of those additional mortgage loans [to be included in that mortgage pool], provided certain other conditions are satisfied at the time of purchase.  Funds on deposit in the revolving account may only be applied to acquire additional mortgage loans for the [related] mortgage pool.  The additional mortgage loans will have the same general characteristics as the [related] mortgage pool described in this prospectus supplement.

 [See “Description of the Mortgage Pools—Acquisition by the Trust of Additional Mortgage Loans” in this prospectus supplement.]

Optional Purchase of the Mortgage Loans

[      ], [with the prior written consent of [     ], which consent may not be unreasonably withheld,] may purchase the mortgage loans and the other assets of the trust on or after the initial optional termination date, which is the payment date following the month in which the total principal balance of the mortgage loans [(determined in the aggregate rather than by pool)] declines to less than [   ]% of the initial total principal balance of the mortgage loans as of the cut-off date.  If [        ] does not exercise that option, [      ]  may purchase the mortgage loans.

[If the mortgage loans in any pool and the other assets of the pool are purchased, the noteholders of the related classes of notes will be paid [      ].]

[If the option to purchase the mortgage loans is not exercised on the initial optional termination date, then, beginning with the next payment date and thereafter, the interest rates on the offered notes will be increased as described in the table on page S-[  ].]

See “Description of the Notes—Optional Purchase of Mortgage Loans” in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans upon an optional purchase.  [See “Summary of Terms—The Notes—Payments on the Notes—Interest Payments” in this prospectus supplement for a description of the increased interest rates to be paid on the notes after the initial optional termination date.]

Mandatory Auction Call of the Notes

On [               ], [       ] will act as auction administrator and will solicit bids for purchase of the notes in the secondary market from dealers and institutional investors.  If bids are received for the entire amount of the notes subject to the mandatory auction, then the auction will have been successful and the notes will be sold to the highest bidders.  The mandatory auction will close if sufficient bids are received covering all of the notes that are subject to the mandatory auction, and if the market value swap agreement covers any shortfall from par.  If these conditions are not met, then the auction will have failed and the original investors will retain their notes.  If these conditions are met, then the auction will close, and the original investors will be obligated to tender their notes and will receive the required par purchase price.

See “Description of the Notes—Mandatory Auction Call of the Notes” in this prospectus supplement for a description of the terms of a mandatory auction.]

[Financing

An affiliate of Lehman Brothers Inc. has provided financing for certain of the mortgage loans. A portion of the proceeds of the sale of the notes will be used to repay the financing.]

Tax Status

[To be described as applicable.]

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations

[To be provided as applicable.]

ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans.  Because of the complexity of regulations that govern these plans, you are encouraged to consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any notes.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The notes will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

There are other restrictions on the ability of certain types of investors to purchase the notes that prospective investors should also consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Notes

The notes offered by this prospectus supplement will initially have the ratings from [      ] set forth in the table on page S-[      ].

See “Ratings” in this prospectus supplement for a more complete discussion of the note ratings and “Risk Factors—Ratings on the Securities are Dependent on Assessments by the Rating Agencies” in the prospectus.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered notes.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

[Risks Related to Higher Expected Delinquencies of the Mortgage Loans]

Changes in the values of mortgaged properties related to the mortgage loans may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the trust than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans.

See “Description of the Mortgage Pool—General” in this prospectus supplement for a description of the characteristics of the mortgage loans and “The Originators and the Underwriting Guidelines” for a general description of the underwriting guidelines applied in originating the mortgage loans.

[Mortgage Loan Interest Rates May Limit Interest Rates on the Notes]

[The [    ] notes will accrue interest at an interest rate that adjusts monthly based on the [one-month LIBOR] index plus a specified margin.  However, the interest rates on these [    ] notes are subject to a limitation, generally based on the weighted average interest rate of the mortgage loans, net of certain allocable fees and expenses of the trust. [    ] of the mortgage loans to be included in each mortgage pool will have interest rates that either are [fixed] [or adjust semi-annually] based on a [six-month LIBOR] index, as described in “Description of the Mortgage Pool—The Indices.”

[The adjustable rate mortgage loans in each mortgage pool may also have periodic maximum and minimum limitations on adjustments to their interest rates, and all of these adjustable rate mortgage loans will have the first adjustment to their interest rates [    ] after their first payment dates. As a result, the [    ] notes may accrue less interest than they would accrue if their interest rates were solely based on the [one-month LIBOR] index plus the specified margin.]

A variety of factors could limit the interest rates and adversely affect the yield to maturity on, and market value of, the notes. Some of these factors are described below.
• [Describe different adjustment periods between the notes and the mortgage assets]
• [Describe different indices between the notes and the mortgage assets]
• [Describe a reduction of interest rates on the notes due to net funds cap limitations]
• [Describe how the recovery of basis risk shortfalls may be limited]
• [Describe any additional interest rate or yield factors that may apply]

See “Summary of Terms—The Notes—Payments on the Notes—Interest Payments,” “Description of the Notes—Payments of Interest” and “—Credit Enhancement—Overcollateralization” in this prospectus supplement. See also “Risk Factors—Mortgage Loan Interest Rates May Limit Interest Rates on the Variable Rate Securities” in the prospectus. For a general description of the interest rates of the mortgage loans, see “Description of the Mortgage Pool” in this prospectus supplement.]

Risks Related to Potential Inadequacy of Credit Enhancement and Other Support

The [excess interest], [overcollateralization], [subordination], [loss allocation] and [limited cross-collateralization] features, [together with] [the interest rate swap agreement] [and for the benefit of the [    ] Notes only, the cap agreement], all as described in this prospectus supplement, are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

[Excess Interest and Overcollateralization.  On the closing date, the total principal balance of the mortgage loans will exceed the total principal amount of the [    ] notes by approximately $[    ], which is equal to [    ]% of the aggregate principal balance of the mortgage loans as of the cut-off date. This excess is referred to in this prospectus supplement as “overcollateralization” and will be available to absorb losses. We cannot assure you, however, that the mortgage loans, [together with amounts available from the interest rate swap agreement,] will generate enough excess interest to maintain this overcollateralization level as set by the rating agencies. The following factors will affect the amount of excess interest that the mortgage loans will generate:

• [Describe the effect of prepayments]
• [Describe defaults, delinquencies and liquidations]
• [Describe increases in the index related to any mortgage risk]
• [Describe any additional factors that may apply]
See “Description of the Notes—Credit Enhancement—Overcollateralization” in this prospectus supplement.]

[The Interest Rate Swap Agreement.  Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and repay losses. However, no amounts will be payable to the trust by the swap counterparty unless the floating amount owed by the swap counterparty on a payment date exceeds the fixed amount owed to the swap counterparty. This will not occur except in periods when [one-month LIBOR] (as determined pursuant to the interest rate swap agreement) exceeds the applicable rate of payment owed by the trust, which will range from [    ]% to [    ]% per annum on the scheduled notional amount as described in this prospectus supplement. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization, pay interest shortfalls or repay losses on the mortgage loans.

See “Description of the Notes— Payments of Interest—Interest Rate Swap Agreement” in this prospectus supplement.  See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]]

[The Cap Agreement.  Any amounts received under the cap agreement will be applied as described in this prospectus supplement to pay certain interest amounts on the [    ] Notes resulting from application of the applicable net funds cap. We cannot assure you that any amounts will be received under the cap agreement.

See “Description of the Notes—Payments of Interest—The Cap Agreement” in this prospectus supplement.]

[Subordination and Allocation of Losses.  If the applicable subordination is insufficient to absorb losses, then noteholders will likely incur losses and may never receive all of their principal payments. You should consider the following:

•

if you buy a Class [    ] Note and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ] Notes, the principal amount of your note will be reduced proportionately with the principal amounts of the other Class [    ] Notes by the amount of that excess;

•

if you buy a Class [    ] Note and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ] Notes and Class [    ] Notes, the principal amount of your note will be reduced proportionately with the principal amounts of the other Class [    ] Notes by the amount of that excess;

•

if you buy a Class [    ] Note and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ], Class [    ] and Class [    ] Notes, the principal amount of your note will be reduced proportionately with the principal amounts of the other Class [    ] Notes by the amount of that excess; and

[Losses on the mortgage loans will not reduce the principal amount of the senior notes.]

If overcollateralization is maintained at the required amount and the mortgage loans generate interest in excess of the amount needed to pay interest and principal on the notes, the fees and expenses of the trust [and any swap payments owed to the swap counterparty], then excess interest will be used to pay you and other noteholders the amount of any reduction in the principal amounts of the notes caused by application of losses. These payments will be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal amount was reduced because of the application of losses.

See “Description of the Notes—Credit Enhancement—Subordination” and “—Application of Realized Losses” in this prospectus supplement.]

[Limited Cross-Collateralization.  Principal payments on the [    ] notes will depend, for the most part, on collections on the mortgage loans in the related mortgage pool. However, the [    ] notes will have the benefit of credit enhancement in the form of overcollateralization and subordination from [each] mortgage pool. That means that even if the rate of losses on mortgage loans in the mortgage pool related to any class of senior notes is low, losses in the unrelated mortgage pool[s] may reduce the loss protection for those notes.]

See “Risk Factors—Potential Inadequacy of Credit Enhancement” in the prospectus.
[Risks Related to the Interest Rate Swap Agreement]

[Any net swap payment payable to the swap counterparty under the terms of the interest rate swap agreement will reduce amounts available for payment to noteholders, and may reduce payments of interest on the notes.  The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the notes.

In the event that the trust, after application of all interest and principal received on the mortgage loans, cannot make the required net swap payments to the swap counterparty, a swap termination payment as described in this prospectus supplement will be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of the interest rate swap agreement will reduce amounts available for payment to noteholders.

See “Description of the Notes—Payments of Interest” and “—Payments of Principal” in this prospectus supplement.  See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]

[Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Notes]

As of the date of this prospectus supplement, the [swap counterparty] [cap counterparty] currently has the ratings described under “Description of the Notes—Payments of Interest—The [Swap][Cap] Counterparty.” The ratings of the [    ] notes are dependent in part upon the credit ratings of the [swap counterparty] [cap counterparty]. If a credit rating of the [swap counterparty] [cap counterparty] is qualified, reduced or withdrawn and the [swap counterparty] [cap counterparty] does not post collateral securing its obligations under the interest rate [swap][cap] agreement or a substitute counterparty is not obtained in accordance with the terms of the interest rate [swap][cap] agreement, the ratings of the [    ] notes may be qualified, reduced or withdrawn. In that event, the value and marketability of those notes will be adversely affected.

See “Description of the Notes—Payments of  Interest—The Interest Rate [Swap][Cap] Agreement” in this prospectus supplement.  See also “Risk Factors—Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Certificates” in the prospectus.]

[Special Risks for Certain Classes of Notes

The [    ] Notes are [interest-only][principal-only] notes.  These notes have yields to maturity (or early termination) – the yield you will receive if you hold a note until it has been paid in full – that are highly sensitive to prepayments on the related mortgage loans.

If you purchase the [    ] Notes, you should consider the risk that you may receive a lower than expected yield and may not fully recover your initial investment if the mortgage loans experience a [faster][slower] than expected rate of prepayments.  Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the seller and its affiliates and the servicer, as described under “Yield, Prepayment and Weighted Average Life” in this prospectus supplement.

Exercise by the [master] servicer of its right to purchase the mortgage loans, as described under “Description of the Notes—Optional Termination of the Trust,” will adversely affect the yields on the [    ] Notes.

See “Yield, Prepayment, and Weighted Average Life” in this prospectus supplement for a description of factors that may affect the sensitivity of these notes’ yield to maturity.  See also “Risk Factors—Special Risks for Certain Classes of Securities” in the prospectus.]

Higher Risk of Loss on Loans Secured by Non-Owner Occupied Properties

Approximately [      ]% of the mortgage loans are secured by commercial properties, or by properties, including improved and unimproved land, held by borrowers for investment. These mortgage loans may present a greater risk of loss, and the unimproved land may present a significantly greater risk of loss, if a borrower experiences financial difficulties, because these borrowers may be more likely to default on a mortgage loan secured by non-owner occupied property than a mortgage loan secured by property in which the borrower occupies a portion or all of the related commercial property [or properties].

[Unimproved land generates no current income to support payment of the related mortgage loan and other expenses, may prove to be unsuitable for its intended purposes and may be difficult to sell for an amount at least equal to the unpaid principal balance of the related mortgage loan.]

[Special Default Risk of Second Lien Mortgage Loans]

[Approximately [    ]% of the mortgage loans are secured by second liens on the related mortgaged properties. These second lien mortgage loans are subordinate to the rights of the mortgagee under the related first lien mortgage loans and may present special risks upon default of any second lien mortgage loans.

See “Risk Factors—Special Default Risk of Second Lien Mortgage Loans” and “—Risks Related to Simultaneous Second Liens and Other Borrower Debt” in the prospectus.]
Risks Related to Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

Borrowers may prepay their mortgage loans in whole or in part at any time; however, approximately [    ]% of the mortgage loans require the payment of a prepayment premium or a lockout fee in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from [    ] to[    ] after origination. These prepayment premiums or lockout fees may discourage borrowers from prepaying their mortgage loans during the applicable period.

A prepayment of a mortgage loan will usually result in a payment of principal on the notes, and, depending on the type of note and the price investors paid for that note, may affect the yield on that note.

[See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Unpredictability and Effect of Prepayments” in the prospectus for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.]

[Risks Related to Mortgage Loans with Interest-Only Payments]

Approximately [    ]% of the mortgage loans provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of [    ] years following origination. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the related mortgage interest rate.

The interest-only mortgage loans may present special default and prepayment risks, particularly for notes purchased at a discount.

See “Yield, Prepayment and Weighted Average Life—General” in this prospectus supplement and “Risk Factors—Risks Related to Mortgage Loans with Interest-Only Payments” and “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.]

[Delinquencies Due to Servicing Transfer]

[As described in this prospectus supplement, servicing of approximately [    ]% of the mortgage loans initially serviced by [    ] will be transferred to one or more other servicers on or about [    ]. It is also possible that servicing of mortgage loans may be transferred in the future in accordance with the provisions of the [transfer and servicing agreement] [servicing agreement] as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under the related servicing agreement, (2) the exercise by the seller of its right to terminate one or more servicers without cause upon [    ] written notice, (3) with respect to certain servicers, the occurrence of certain mortgage loss and delinquency triggers, or (4) the transfer of severely delinquent loans for servicing by a special servicer.

Disruptions resulting from servicing transfers may affect the yield of the notes.
See “The Servicer” and “Mortgage Loan Servicing” in this prospectus supplement and “Risk Factors—Delinquencies Due to Servicing Transfer” in the prospectus.]
Risks Related to Geographic Concentration of Mortgage Loans

Approximately [    ]% of those mortgage loans are secured by properties located in [    ]. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in [    ] because certain conditions in that state will have a disproportionate impact on the mortgage loans in general.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Geographic Concentration of the Mortgage Loans” in the prospectus. For additional information regarding the geographic concentration of the mortgage loans to be included in each mortgage pool, see the geographic distribution tables in Annex A of this prospectus supplement.

Greater Risk Involving Certain Property Types

Approximately [   ]% of the mortgage loans are secured by liens on fee simple and/or leasehold interests in various types of commercial property.  Mortgage loans secured by commercial property may result in higher losses as a result of delinquency, foreclosure or repossession than loans secured by single-family property.  If these losses are greater than expected, and credit support is not available to absorb the losses, investors in the notes could suffer a loss on their investment.

Less Reliable Prepayment Loss and Foreclosure Information For Newly Originated Mortgage Loans

Some of the mortgage loans in the trust are of relatively recent origin.  As a result, reliable prepayment, loss and foreclosure statistics for these mortgage loans may not be available, and the rating agencies may have difficulty in estimating potential losses on the mortgage loans.  If losses on these mortgage loans are greater than expected, investors in the certificates may experience a loss on their investment.

Environmental Risks

Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to ensure payment of the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against the property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, a lender may be liable, as an “owner” or “operator,” for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner.

See “Legal Aspects of Loans—Environmental Considerations” in the prospectus.

A lender also risks such liability on foreclosure of the mortgage. Any such lien arising with respect to a mortgaged property would adversely affect the value of the mortgaged property and could make impracticable foreclosure on the mortgaged property in the event of a default by the related borrower. In addition, certain environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead paint, radon or other hazardous substances.

Certain of the Mortgage Loans will be covered by a limited environmental insurance policy, as described under “Description of the Mortgage Pool—General” in this prospectus supplement.

[Additional risk factors to be provided as applicable.]

Glossary

A glossary of defined terms used in this prospectus supplement begins on page S-[    ]. Any terms used in this prospectus supplement and not defined in the glossary are defined in the accompanying prospectus.

Description of the Notes

General

[The SASCO Mortgage Loan Trust [    ] Mortgage-Backed Notes will consist of the following Classes:

•

the Class [  ] Notes,

•

the Class [    ] Notes, and

•

the Class [    ] Notes.

Only the Offered Notes are offered hereby.]

The Notes will represent obligations of the Trust and will be secured by the Trust Estate.  The Trust Estate will generally consist of:

•

the Mortgage Loans;

•

deposits in the Note Payment Account made in respect of the Mortgage Loans;

•

property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure; and

•

any applicable insurance policies and all proceeds thereof.

Each class of Offered Notes will be issued in the respective approximate Class Principal Amount specified in the table on page S-1 and will accrue interest at the respective Interest Rate specified in the table on page S-1 and as further described under “Summary of Terms—The Notes—Payments on the Notes—Interest Payments.”  The original Class Note Principal Amount of the Offered Notes may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined herein) of the Mortgage Loans is increased or decreased as described under “Description of the Mortgage Pool” herein.

Payments on the Offered Notes will be made on the [25th] day of each month (or, if the [25th] day is not a Business Day the next succeeding Business Day), commencing [    , to Noteholders of record on the immediately preceding Record Date.

[For purposes of allocating payments of principal and interest on the Senior Notes, (1) the Group [    ] Notes will relate to, and generally will be limited to collections from, the Pool [    ] Mortgage Loans and (2) the Group [    ] Notes will relate to, and generally will be limited to collections from, the Pool [    ] Mortgage Loans. However, holders of each class of [    ] Notes will receive the benefit of Monthly Excess Interest generated by each Mortgage Pool and, to a limited extent, certain principal payments generated by the Mortgage Pool unrelated to that class. Holders of [    ] Notes will be entitled to receive payments based upon principal and interest collections from each Mortgage Pool, but such rights to payments will be subordinate to the rights of the holders of the [    ] Notes to the extent described herein.]

[The Ownership Certificate will be entitled to Monthly Excess Cashflow, if any, remaining after required payments are made to the [    ] Notes and to pay certain expenses of the Trust (including payments to the [Swap Counterparty]). The [    ] Notes will solely be entitled to receive all Prepayment Premiums received in respect of the Mortgage Loans from each Mortgage Pool and, accordingly, such amounts will not be available for payment to the holders of the other classes of Notes or to the Servicer as additional servicing compensation.

Payments on the Offered Notes will be made on the Payment Date to Noteholders of record on the applicable record date specified in the table on page S-2. Payments on the Offered Notes will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided, that the final payment in respect of any Note will be made only upon presentation and surrender of such Note at the Corporate Trust Office of the Indenture Trustee. See “—The Indenture Trustee” herein.

Book-Entry Registration

The Offered Notes will be issued, maintained and transferred on the book-entry records of DTC and its Participants. Each class of Book-Entry Notes will be represented by one or more Global Securities that equal in the aggregate the initial Class Principal Amount of the related class registered in the name of the nominee of DTC. The Offered Notes will be issued in minimum denominations in the principal amounts and the incremental denominations in excess thereof specified in the table on page S-2.

Beneficial Owners of the Book-Entry Notes will hold their Notes through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Notes will be issued in one or more notes that equal the initial Class Principal Amount of the related class of Offered Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries names on the books of DTC. Except as described below, no Beneficial Owner will be entitled to receive a physical note representing such Note. Unless and until Definitive Notes are issued for the Book-Entry Notes under the limited circumstances described herein, all references to actions by Noteholders with respect to the Book-Entry Notes shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Noteholders with respect to the Book-Entry Notes shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Notes, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. See “Description of the Securities—Book-Entry Registration” in the prospectus.

Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

For information with respect to tax documentation procedures relating to the Book-Entry Notes, see “Material Federal Income Tax Considerations—Taxation of Securities Treated as Debt Instruments” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex A to in the prospectus.

[Exchangeable Notes

General.  All or a portion of the Exchangeable Notes may be exchanged for a proportionate interest in the related Exchangeable Notes in the combinations shown in Annex [    ].  All or a portion of the Exchangeable Notes may also be exchanged for the related offered notes in the same manner.  This process may occur repeatedly.

The classes of offered notes and of Exchangeable Notes that are outstanding at any given time, and the outstanding principal balances and notional amounts of these classes, will depend upon any related payments of principal, as well as any exchanges that occur.  Offered Notes and Exchangeable Notes in any combination may be exchanged only in the proportion that the original principal balances of such notes bear to one another as  shown in Annex [   ].

Holders of Exchangeable Notes will be the beneficial owners of a proportionate interest in the notes in the related Combination Group and will receive a proportionate share of the payments on those notes.

Procedures.  If a Noteholder wishes to exchange notes, the Noteholder must notify the [Indenture Trustee][Trust Administrator][Note Registrar] by [   ] at [   ] or [   ] no later than [   ] Business Days before the proposed exchange date.  The exchange date can be any Business Day other than the first or last Business Day of the month subject to the [Indenture Trustee’s][Trust Administrator’s] [Note Registrar’s] approval.  The notice must be on the Noteholder’s letterhead, carry a medallion stamp guarantee and set forth the following information:  the CUSIP number of both notes to be exchanged and notes to be received, outstanding principal balance and/or notional amount and the original principal balance and/or notional amount of the notes to be exchanged, the Noteholder’s DTC participant number and the proposed exchange date.  After receiving the notice, the [Indenture Trustee][Trust Administrator][Note Registrar] will [e-mail] the Noteholder with wire payment instructions relating to the exchange fee.  The Noteholder will utilize the Deposit and Withdrawal System at DTC to exchange the Notes.  A notice becomes irrevocable on the [    ] Business Day before the proposed exchange date.

In connection with each exchange, the Noteholder must pay the [Indenture Trustee][Trust Administrator][Note Registrar] a fee equal to [   ].  In no event, however, will the fee be either less than $[    ] or greater than $[    ].

The [Indenture Trustee][Trust Administrator] will make the first payment on an offered note or an Exchangeable Note received in an exchange transaction on the Payment Date in the following month to the Noteholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations.  The characteristics of the Exchangeable Notes will reflect the characteristics of the related offered notes.  Investors should also consider a number of factors that will limit a Noteholder’s ability to exchange offered notes for Exchangeable Notes and vice versa:

•

At the time of the proposed exchange, a Noteholder must own notes of the related class or classes in the proportions necessary to make the desired exchange.

•

A Noteholder that does not own the notes may be unable to obtain the necessary offered notes or Exchangeable Notes.

•

The Noteholder of needed notes may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•

Certain notes may have been purchased or placed into other financial structures and thus be unavailable.

•

Principal payments will decrease the amounts available for exchange over time.

•

Only the combinations listed on Annex [   ] are permitted.]

Payments of Interest

Calculation of Interest.  The amount of interest payable on each Payment Date in respect of each class of Offered Notes will equal [    ] for such class and for such date.  Interest will accrue on the Offered Notes on the basis of [    ].

The Interest Rate for each class of Offered Notes will be the applicable annual rate described under “Summary of Terms—The Notes—Payments on the Notes—Interest Payments.” [The Interest Rate for the Class [    ] Notes will be the lesser of (1) LIBOR plus the [    ] Spread and (2) the Subordinate Net Funds Cap.]

[Basis Risk Shortfalls. With respect to each Payment Date and any class of [    ] Notes, such class will be entitled to the amount of any Basis Risk Shortfall or Unpaid Basis Risk Shortfall with interest thereon at the applicable Interest Rate (calculated without regard to the applicable Net Funds Cap) before the holders of the [    ] Notes are entitled to any payments. The [    ] Notes will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall from Monthly Excess Cashflow, treated as paid from, and to the extent such funds are on deposit in, the Basis Risk Reserve Fund [and any amounts received under the Swap Agreement]. See “—Credit Enhancement—Application of Monthly Excess Cashflow” [and “—Interest Rate Swap Agreement”] below.  The source of funds on deposit in the Basis Risk Reserve Fund will be limited to (1) an initial deposit of $1,000 by the Sponsor and (2) certain amounts that would otherwise be distributed to the [    ] Notes. Notwithstanding the foregoing, the amount of any Basis Risk Shortfall for any class of [    ] Notes in respect of any Payment Date may not exceed the amount, if any, by which (x) the amount payable at the applicable Maximum Interest Rate exceeds (y) the amount payable at the applicable Net Funds Cap.

The amount of Monthly Excess Cashflow payable with respect to the [    ] Notes on any Payment Date will be reduced by the amount of any Basis Risk Payment not satisfied from amounts, if any, on deposit in the Basis Risk Reserve Fund.]

Interest Payment Priorities.

The Interest Remittance Amount will be distributed on each Payment Date concurrently, as follows:

(1)

[on any Payment Date during the Revolving Period, to the Revolving Account, the purchase price of any Additional Mortgage Loans to be purchased on such Payment Date;]

(2)

to the [    ] Notes, Current Interest and any Carryforward Interest for such class for such Payment Date;

(3)

to the [    ] Notes, Current Interest and any Carryforward Interest for such class for such Payment Date;

(4)

to the [    ] Notes, Current Interest and any Carryforward Interest for such class for such Payment Date;

(5)

to the Indenture Trustee and the Owner Trustee, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Transfer and Servicing Agreement; and

(6)

[for application as part of Monthly Excess Cashflow for such Payment Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Interest Remittance Amount remaining unpaid for such Payment Date.]

[Interest Rate Swap Agreement.] [Description of any swap agreement to be provided.]

[State whether the significance percentage with respect to the Swap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Swap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Swap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided.  If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

On each Payment Date, the amounts received by the Trust under the Swap Agreement will be paid in the following order of priority:

(1)

to the [    ] Notes, Current Interest and any Carryforward Interest for such class for such Payment Date;

(2)

[to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the [    ] Notes, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Payment Date;]

(3)

to the Ownership Certificate, any remaining amount.

[The Cap Agreement.  As of the Closing Date, the Issuing Entity will enter into the Cap Agreement with the Cap Counterparty for the sole benefit of the [    ] Notes.  The [Depositor] will establish the Cap Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date.  [Describe Cap Agreement.]]

[State whether the significance percentage with respect to the Cap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Cap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Cap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided.  If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

Prepayment Interest Shortfalls. When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received in the applicable Prepayment Period will be distributed to holders of the [    ] Notes on the Payment Date following that Prepayment Period.  To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month’s interest on the amount prepaid, a Prepayment Interest Shortfall could result.  [In contrast, in the case of a prepayment in full on a Mortgage Loan serviced by [    ] made in the same month in which such prepayment is distributed to Noteholders, a Prepayment Interest Excess could result.]

[With respect to prepayments in full or in part, the [Master] Servicer will be obligated to pay Compensating Interest to the extent Prepayment Interest Shortfalls occur.]  See “Mortgage Loan Servicing—Prepayment Interest Shortfalls” herein.  Any Net Prepayment Interest Shortfall will reduce the Interest Remittance Amount available for payment on the related Payment Date.]

[Determination of LIBOR

[Description of how LIBOR is set to be provided.]

LIBOR for the first Accrual Period will be[    ]%.]

Payments of Principal

General.  Payments of principal on the Senior Notes will be made primarily from the Principal Payment Amount for the related Mortgage Pool and secondarily from the Principal Payment Amount from the unrelated Mortgage Pool, from Monthly Excess Cashflow from each Mortgage Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below.  Payments of principal on the Offered Subordinate Notes and the Class [      ] Notes will be made primarily from the aggregate of the Principal Payment Amounts from each Mortgage Pool after payments of principal have been made on the Senior Notes, and secondarily from Monthly Excess Cashflow from each Mortgage Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below.

Principal Payment Priorities.  The Principal Payment Amount will be distributed on each Payment Date in the following order of priority:

(1)

[on any Payment Date during the Revolving Period, to the Revolving Account, the purchase price of any Additional Mortgage Loans to be purchased on such Payment Date;]

(2)

to the [    ], [    ], and [    ] Notes, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

(3)

to the [    ] Notes, until the Class Principal Amount of such class has been reduced to zero;

(4)

to the [    ] Notes, until the Class Principal Amount of such class has been reduced to zero; and

(5)

[for application as part of Monthly Excess Cashflow for such Payment Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Principal Payment Amount remaining after application pursuant to clauses (1) through (3) above.]

Credit Enhancement

Credit enhancement for each Class of Notes will take the form of [described as applicable]:

•

[an irrevocable letter of credit]

•

[the subordination of the Subordinate Notes to the Senior Notes]

•

[reserve funds]

•

[a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy]

•

[a surety bond or note guarantee insurance policy]

•

[the use of cross-support features]

•

[overcollateralization]

•

[excess interest]

•

[an interest rate swap agreement]

[If any credit enhancement provider is liable or contingently liable to provide payments representing 10% or more of the cashflow supporting any class of Notes, a description of any such credit enhancement provider will be provided, including the name of the credit enhancement provider, the organizational form of the credit enhancement provider and the general character of the business of the credit enhancement provider.]

[If any credit enhancement provider is liable or contingently liable to provide payments representing 10% or more, but less than 20% of the cashflow supporting any class of Notes, financial data with respect to any such credit enhancement provider as required by Item 301 of Regulation S-K will be provided, and if any credit enhancement provider is liable or contingently liable to provide payments representing 20% or more of the cashflow supporting any class of Notes, financial statements of any such credit enhancement provider meeting the requirements of Regulation S-X will be provided.]

Application of Realized Losses.  Realized Losses on the Mortgage Loans will have the effect of reducing amounts payable in respect of, first, the Ownership Certificate [(both through the application of Monthly Excess Cashflow to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Payment Date)]; second, the [    ] Notes; third, the [    ] Notes; and fourth, the[    ] Notes, before reducing amounts payable in respect of the Senior Notes.

To the extent that Realized Losses are incurred, those Realized Losses will reduce the Pool Balance[, and thus may reduce the Overcollateralization Amount]. [As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make payments of principal on the Offered Notes.]

If on any Payment Date after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Collection Period and payments of principal on such Payment Date, there are Applied Loss Amounts, the Note Principal Amounts of the [    ] Notes will be reduced in inverse order of priority of payment. Applied Loss Amounts will be allocated in reduction of the Class Principal Amount of first, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero; second, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero; third, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero; and fourth, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero.

Holders of the [    ] Notes will not receive any payments in respect of Applied Loss Amounts, [except from Monthly Excess Cashflow, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below].

In the event that the Servicer or the Master Servicer recovers any Subsequent Recovery, such Subsequent Recovery will be paid in accordance with the priorities described under “—Payments of Principal—Principal Payment Priorities” in this prospectus supplement and the Class Principal Amount of each class of Notes that has previously been reduced by an Applied Loss Amount will be increased as described in the definition of “Note Principal Amount.” Any Subsequent Recovery that is received during a Prepayment Period will be included as a part of the Principal Remittance Amount for the related Payment Date.

[Application of Monthly Excess Cashflow.  Any Monthly Excess Cashflow will, on each Payment Date, be paid in the following order of priority:

(1)

[on any Payment Date during the Revolving Period, to the Revolving Account, the purchase price of any Additional Mortgage Loans to be purchased on such Payment Date;]

(2)

to the [    ], [    ], and [    ] Notes, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

(3)

to the [    ] Notes, until the Class Principal Amount of such class has been reduced to zero;

(4)

[to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the [    ] Notes, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such Payment Date;]

(5)

[to the [    ] Notes, any Deferred Amount for each such class and such Payment Date; and]

(6)

to the Ownership Certificate, any remaining amount.

Optional Purchase of the Mortgage Loans

On the Initial Optional Termination Date, the [    ], with the prior written consent of [LBH] (which consent shall not be unreasonably withheld), will have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust for a price equal to the Purchase Price.  The Master Servicer, the Trust Administrator, the Indenture Trustee, each Servicer and each Custodian will be reimbursed from the Purchase Price for (i) any outstanding Advances, servicing advances and unpaid Servicing Fees, as applicable and (ii) any other amounts due under the Transfer and Servicing Agreement, the Indenture, the Trust Agreement, the Servicing Agreement or the Custodial Agreement, as applicable.  If such option is exercised, the Trust will be terminated. If [    ] fails to exercise such option on the Initial Optional Termination Date, the margin of each class of Offered Notes will be increased as described under “Summary of Terms—The Notes—Payments on the Notes—Interest Payments” herein.

[Mandatory Auction Call of the Notes

[Mandatory Auction Call.] [Description of the auction procedure and any market value swap agreement to be provided.]

[On [date], the Auction Administrator will solicit bids for purchase of [all of] [the Class [   ], Class [   ] and Class [   ]] Notes in the secondary market from dealers and institutional investors.  If bids are received for the entire amount of the Notes subject to the mandatory auction, then the auction will have been successful and the Notes will be sold to the highest bidders.  The prices at which the Notes are sold through this procedure will be used as the value of the Notes for purposes of the Market Value Swap Agreement.  If the total auction price is less than par, the Market Value Swap Counterparty will pay the shortfall.  If the total auction price is greater than par, then the Market Value Swap Counterparty will receive the excess.  If the total auction price is less than par, the original investors in the Notes will receive the auction price plus the Market Value Swap Agreement proceeds, which together will equal par.

The mandatory auction will close if sufficient bids are received covering all of the Notes that are subject to the mandatory auction, and if the Market Value Swap Agreement covers any shortfall from par.  If these conditions are not met, then the auction will have failed and the original investors will retain their Notes.  If these conditions are met, then the auction will close, and the original investors will be obligated to tender their Notes and will receive the required par purchase price.  The tender will take place through the book-entry facilities, with no action required on the part of Noteholders.  When the mandatory auction closes and the original investors tender their Notes and receive the par purchase price, the Notes will remain outstanding, and continue to receive distributions in accordance with their original terms.]

[State whether the significance percentage with respect to the Market Value Swap Agreement is less than 10%, or 10% or more but less than 20%, or 20% or more.]

The Auction Administrator. [Description of auction administrator].

The Market Value Swap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Market Value Swap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided.  If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

Fees and Expenses of the Trust

In consideration of their duties on behalf of the Trust, the Servicer, [the LPMI Provider], [the Master Servicer], the Owner Trustee, the Indenture Trustee, [the Trust Administrator], [the Custodian], [and the Credit Risk Manager] will receive from the assets of the Trust certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Servicer	monthly

For each Mortgage Loan, a monthly fee paid to each Servicer out of interest collections received from the related Mortgage Loan calculated on the outstanding principal balance of each Mortgage Loan [    ]% per annum for each Mortgage Loan.

Withdrawn from the related Servicing Account in respect of each Mortgage Loan serviced by that Servicer, before payment of any amounts to Noteholders.
[Master Servicer]	monthly	[Describe Fee.]	[Describe how and when payable.]
Owner Trustee	annually	[Describe Fee.]	[Describe how and when payable.]
Indenture Trustee	monthly	[Describe Fee.]	[Describe how and when payable.]
[Custodian]	monthly	[Describe Fee.]	[Describe how and when payable.]
[Trust Administrator]	monthly	[Describe Fee.]	[Describe how and when payable.]
[Credit Risk Manager]	monthly	[Describe Fee.]	[Describe how and when payable.]

The Servicing Fees set forth in the table above may not be increased without amendment of the Servicing Agreement as described under “Mortgage Loan Servicing—Amendment of the Servicing Agreement” below. None of the other fees set forth in the table above may be changed without amendment of the Transfer and Servicing Agreement as described under “The Sale and Assignment Agreement and the Transfer and Servicing Agreement—Amendment” below.

Expenses of the Servicer, the Custodians, the Master Servicer, the Owner Trustee and the Trust Administrator will be reimbursed before payments are made on the Notes. Expenses of the [Indenture Trustee] will be reimbursed up to $[    ] annually before payments of interest and principal are made on the Notes; any additional unpaid expenses above $[    ] in any year will be paid to the Indenture Trustee to the extent of any remaining Interest Remittance Amount after all payments of Current Interest and any Carryforward Interest on the Notes.

Description of the Mortgage Pool

General

Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein are derived solely from the characteristics of the Mortgage Loans as of the Cut-off Date. Whenever reference is made herein to the characteristics of the Mortgage Loans or to a percentage of the Mortgage Loans, unless otherwise specified, that reference is based on the Cut-off Date Balance.

The Trust will primarily consist of approximately [      ] [describe Mortgage Loans] Mortgage Loans, all of which have original terms to maturity from the first due date of the Scheduled Payment of not more than 30 years, and which have a Cut-off Date Balance (after giving effect to Scheduled Payments due on such date) of approximately $[      ].

Approximately [      ]% of the Mortgage Loans were acquired by LBH from [      ]. Underwriting guidelines of the type described under “The Originators and the Underwriting Guidelines” were applied by the Originators underwriting the Mortgage Loans. The Mortgage Loans will be acquired by the Depositor from the Seller and the Depositor will, in turn, convey such Mortgage Loans to the Trust. See “The Sale and Assignment Agreement and the Transfer and Servicing Agreement—Assignment of Mortgage Loans.”

[Approximately [      ] (or [      ]%) of the Mortgage Loans are Fixed Rate Mortgage Loans and approximately [      ] (or [      ]%) of the Mortgage Loans are Adjustable Rate Mortgage Loans, as described in more detail under “Adjustable Rate Mortgage Loans” below. Interest on the Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.]

[Approximately [      ] (or [      ]%) of the Mortgage Loans are First Lien Mortgage Loans and approximately [      ] (or [      ]%) are Second Lien Mortgage Loans or deeds of trust or similar security instruments on Mortgaged Property consisting of commercial properties including [indicate types of commercial properties].]

[The Trustee will be the beneficiary, for the benefit of the Noteholders, of environmental insurance policies providing limited coverage against certain environmental risks with respect to the Mortgaged Properties securing approximately [      ] (or [      ]%) of the Mortgage Loans.  [Insert description of coverage and limitations]]

Pursuant to its terms, each Mortgage Loan is required to be covered by a standard hazard insurance policy in an amount generally equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property. See “Description of Mortgage and Other Insurance—Hazard Insurance on the Loans” in the prospectus.

Approximately [      ]% of the Mortgage Loans are 80+ LTV Loans. [In the case of the Second Lien Mortgage Loans, all of the related Mortgaged Properties have Combined Loan-to-Value Ratios no greater than 100%.]

Approximately [      ]% of the Mortgage Loans are fully amortizing. [However, approximately [      ]% of the Mortgage Loans are Balloon Loans. The Balloon Loans are generally expected to have original terms to maturity of [      ] years. The ability of the borrower to repay a Balloon Loan at maturity frequently will depend on such borrower’s ability to refinance the loan. Any loss on a Balloon Loan as a result of the borrower’s inability to refinance the loan will be borne by Noteholders, to the extent not covered by the applicable credit enhancement. None of the Servicer, the Master Servicer, the Trust Administrator or the Indenture Trustee will make any Advances with respect to delinquent Balloon Payments.]

[Approximately [      ]% of the Mortgage Loans are Interest-Only Mortgage Loans that provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of [      ] years following the origination of the related Mortgage Loan. Following the applicable interest-only period, the monthly payment with respect to the Interest-Only Mortgage Loans will be increased to an amount sufficient to amortize the principal balance of the Interest-Only Mortgage Loan over its remaining term, and to pay interest at the related Mortgage Rate.]

[Approximately [      ]% of the Mortgage Loans provide for a Prepayment Premium or a Lockout Fee in connection with certain voluntary, full or partial prepayments made within the Prepayment Premium Period or Lockout Fee Period, as applicable, as described herein. The Prepayment Premium Periods and the Lockout Fee Periods range from [      ] to [      ] after origination. The amount of the applicable Prepayment Premium or Lockout Fee, to the extent permitted under applicable state law, is as provided in the related mortgage note; for approximately [      ]% of the Mortgage Loans with Prepayment Premiums or Lockout Fees, this amount is equal to [      ] month’s interest on any amounts prepaid in excess of [      ]% of the original principal balance during any [    ] period during the applicable Prepayment Premium Period or Lockout Fee Period, as applicable. [Prepayment Premiums and Lockout Fees will not be part of available funds applied to pay interest or principal on the Offered Notes, but rather will be distributed to the holders of the Class P Notes.] The Servicer may waive (or permit a subservicer to waive) a Prepayment Premium or Lockout Fee without the consent of the Indenture Trustee (and without reimbursing the Trust from its own funds for any foregone Prepayment Premium or Lockout Fee, as applicable) only if (i) the prepayment is not the result of a refinancing by such Servicer or its affiliates and such waiver relates to a default or a reasonably foreseeable default and, in the reasonable judgment of the Servicer, such waiver would maximize recovery of total proceeds from the Mortgage Loan, taking into account the value of the Prepayment Premium or Lockout Fee and the related Mortgage Loan or, (ii) relates to a Prepayment Premium or Lockout Fee the collection of which would, in the reasonable judgment of the Servicer, be in violation of law. The Servicer will be obligated to deposit with the Master Servicer from its own funds the amount of any Prepayment Premium or Lockout Fee to the extent not collected from a borrower (except with respect to a waiver of any such Prepayment Premium or Lockout Fee as described above).]

[As of the Cut-off Date, approximately [    ]% of the Mortgage Loans were less than 30 days delinquent in payment and approximately [    ]% of the Mortgage Loans were at least 30 but less than 60 days delinquent.]

Historical Delinquency Information

The following tables set forth the historical delinquency experience of the Mortgage Loans:

[Table to be provided showing historical delinquency]

[Any other historical statistical data on the mortgage pool assets to be provided to the extent available and material.]

[If any other material historical data regarding the Mortgage Loans is available, disclose such here.]

[Adjustable Rate Mortgage Loans

Approximately[    ]% and [    ]% of the Adjustable Rate Mortgage Loans are [Six-Month LIBOR] Mortgage Loans and [    ] Mortgage Loans, respectively. There will be corresponding adjustments to the monthly payment amount for each Adjustable Rate Mortgage Loan on the related Adjustment Date; provided that the first such adjustment for approximately [    ]% of the Adjustable Rate Mortgage Loans will occur after an initial period of approximately [    ] years following origination and in the case of approximately [    ]% of the Adjustable Rate Mortgage Loans, approximately [    ] years following origination.

On each Adjustment Date for an Adjustable Rate Mortgage Loan, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8%, of the applicable Index and the Gross Margin, provided that the Mortgage Rate on each such Adjustable Rate Mortgage Loan will not increase or decrease by more than the related Periodic Cap on any related Adjustment Date and will not exceed the related Maximum Rate or be less than the related Minimum Rate. The Mortgage Rate generally will not increase or decrease on the first Adjustment Date by more than the Initial Cap; the Initial Caps range from [    ]% to [    ]% for all of the Adjustable Rate Mortgage Loans. Effective with the first monthly payment due on each Adjustable Rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the Mortgage Rate on each such Adjustable Rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the applicable Index and the related Gross Margin, rounded as described herein. See “—The Indices” below.

The Adjustable Rate Mortgage Loans generally do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.]

 [The Indices

The Index used in the determination of the Mortgage Rates of the Mortgage Loans will be [                  ], as published by [                  ].  See “The Trust Funds—The Mortgage Loans—General” in the prospectus.]

[Participation Interests in Mortgage Loans

General

[   ] Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ] (representing approximately [   ]% of the Mortgage Loans) are represented by Participation Interests.

[Terms of the Participation Agreements

The Issuing Entity will own the entitlement to the related Mortgage Loans under the related Participation Agreement, and the entitlement to the remaining interest and principal payments on the related Mortgage Loan will not be owned by the Issuing Entity.  Under the related Participation Agreement, the Servicer services the related Mortgage Loan on behalf of all of the respective owners, and the mortgage file for each Mortgage Loan will be held by a single custodian or trustee on behalf of all of the respective owners.  Under the related Participation Agreement, the Servicer is obligated to service the related Mortgage Loan in accordance with accepted servicing practices for that mortgage loan type as described herein under “Mortgage Loan Servicing.”  All collections received as to that Mortgage Loan will be promptly remitted to the respective owners of the participation interests.  The Servicer will not make advances for delinquent scheduled payments.]]

The terms of each Participation Agreement are as follows:

[Table to be provided showing balances, interest rates, expected maturities, servicer and the Issuing Entity’s ownership percentage under each Participation Agreement.]

[The offering documents for each Participation Agreement are provided as Annex [C] to this Prospectus Supplement.]

The Mortgage Loans

The Mortgage Loans are expected to have the approximate characteristics as of the Cut-off Date as set forth in Annex A to this prospectus supplement.  The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the tables in Annex A may not equal the totals due to rounding.

[For each specific Mortgage Loan provide to the extent material the following information:

The [provide commercial loan name or loan number] has the following characteristics:

[Description of the location and present use of the mortgaged property]

[Net operating income and net cash flow information, as well as the components of net operating income net cash flow to be provided]

[The current occupancy rates for the commercial property to be provided]

[The identity, square feet occupied by and lease expiration dates for the three largest tenants to be provided]

[Description of the nature and amount of all other material mortgages, liens or encumbrances against the property]

[Any additional loan level information as necessary to be provided]]

Prior to the issuance of the Notes, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

As of the Closing Date, approximately [    ]% and [    ]% of the Pool 1 Mortgage Loans will be serviced by [    ] and [    ], respectively.

No more than approximately [    ]% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

[Conveyance of Subsequent Mortgage Loans

On the Closing Date, approximately $[   ], which represents [         ]% of the Mortgage Pool, will be deposited by [   ] into an eligible account.  During the period from the Closing Date to [   ], the Depositor is expected to purchase from time to time Subsequent Mortgage Loans from the Seller and, in turn, sell all such Subsequent Mortgage Loans to the Trust for inclusion in the Mortgage Pool.  The purchase price for each Subsequent Mortgage Loan will equal its Scheduled Principal Balance as of the date of origination (reduced by principal payments due or paid prior to the purchase date, if any) and will be paid by the Trust Administrator from the related Pre-Funding Amount.

The mortgage loans expected to be conveyed as the Subsequent Mortgage Loans by the Seller will have the same general characteristics as the Mortgage Loans in the Trust as of the Cut-off Date:

Pursuant to the Transfer and Servicing Agreement, the conveyance of Subsequent Mortgage Loans to the Trust may be made on any Business Day during the Pre-Funding Period, subject to certain conditions in the Transfer and Servicing Agreement being satisfied, including, among others, that:

(1)

[The Subsequent Mortgage Loans conveyed on the subsequent transfer date must satisfy the same representations and warranties applicable to the Initial Mortgage Loans set forth in the Mortgage Loan Purchase Agreement, which representations and warranties have been confirmed by the Rating Agencies;

(2)

The Subsequent Mortgage Loans conveyed on the subsequent transfer date are selected in a manner reasonably believed not to be adverse to the interests of the Noteholders;

(3)

The Indenture Trustee receives an officer’s certificate confirming the satisfaction of each condition precedent and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Subsequent Mortgage Loans in the forms substantially similar to those delivered on the Closing Date;

(4)

The conveyance of the Subsequent Mortgage Loans on the subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the Notes;

(5)

No Subsequent Mortgage Loan conveyed on the subsequent transfer date may be more than one payment delinquent in payment;

(6)

Each Subsequent Mortgage Loan will have been underwritten substantially in accordance with the Originator’s underwriting guidelines;

(7)

No Subsequent Mortgage Loan may have a remaining term to maturity exceeding [     ] months;

(8)

No Subsequent Mortgage Loan may have a Loan-to-Value Ratio greater than [125]%;

(9)

The weighted average Mortgage Rate for all the Mortgage Loans at the end of the Pre-Funding Period must not be more than 100 basis points lower than the weighted average Mortgage Rate of the Initial Mortgage Loans;

(10)

Following the conveyance of the Subsequent Mortgage Loans on the subsequent transfer date, the characteristics of the Mortgage Loans the Mortgage Pool will remain substantially similar to the characteristics of the Initial Mortgage Loans in the Mortgage Pool as of the Cut-off Date; and

(11)

An independent accountant must provide the Depositor, the Rating Agencies, the Indenture Trustee and the Underwriters with a letter stating that the characteristics of the Subsequent Mortgage Loans conform to the characteristics described above and in the Transfer and Servicing Agreement.]

If the Trust does not apply the full Pre-Funding Amount towards the purchase of Subsequent Mortgage Loans prior to the end of the Pre-Funding Period, then such remaining proceeds in the Pre-Funding Account will be paid as a principal prepayment to the related Noteholders on the [   ] Payment Date.

On the Closing Date, [   ] will also establish a Capitalized Interest Account which will be funded by an initial deposit made by the Depositor on the Closing Date of approximately $[   ], which represents approximately [     ]% of the total principal balance of the Mortgage Pool as of the Cut-off Date.  Amounts in the Capitalized Interest Account will be applied by the Trust Administrator during the Pre-Funding Period to pay interest on that portion of the Notes supported by the Pre-Funding Amount.  At the end of the Pre-Funding Period, any remaining funds in the Capitalized Interest Account will be paid to the Depositor and the account will be terminated.]

[Acquisition by the Trust of Additional Mortgage Loans

On the first Payment Date and until [          ], the Depositor may direct the [Indenture Trustee][Trust Administrator] to apply all or a portion of the payments that would otherwise be made to Noteholders in respect of [interest] [principal] [excess interest] to purchase Additional Mortgage Loans from the Depositor for inclusion in the Trust of the same general character as the Mortgage Loans included in the Trust on the Closing Date.  If the Depositor so directs, the [Indenture Trustee][Trust Administrator]will deposit all or a portion of the amount of [interest] [principal] payable on the Mortgage Loans [and excess interest] that would otherwise be made to Noteholders into the Revolving Account, and will apply deposits in the Revolving Account to fund the purchase of Additional Mortgage Loans, provided certain other conditions are satisfied at the time of purchase.

Funds on deposit in the Revolving Account may only be applied to acquire Additional Mortgage Loans for the Mortgage Pool on the Payment Date on which such funds were deposited therein. If any amounts in the Revolving Account are not used to purchase Additional Mortgage Loans on the any Payment Date, such amounts will be added to the [Interest Remittance Amount] [Principal Remittance Amount] [Monthly Excess Cashflow] for such Payment Date and will be distributed to Noteholders.

The purchase price for each Additional Mortgage Loan will equal its principal balance as of the date of origination (reduced by principal payments due or paid prior to the purchase date, if any), and the aggregate purchase price of all Additional Mortgage Loans purchased by the Trust during the Revolving Period may not exceed $[       ].  Additional Mortgage Loans will have the same general characteristics as the Mortgage Loans transferred to the Trust on the Closing Date.

Pursuant to the Transfer and Servicing Agreement, the conveyance of Additional Mortgage Loans to the Trust may be made on any Business Day during the Revolving Period, subject to certain conditions set forth in the Transfer and Servicing Agreement being satisfied, including, among others that:

(1)

The Additional Mortgage Loans at the time of conveyance to the Trust must satisfy the representations and warranties set forth in the Sale and Assignment Agreement, which representations and warranties have been confirmed by the Rating Agencies;

(2)

The Additional Mortgage Loans are selected in a manner reasonably believed not to be adverse to the interests of the Noteholders;

(3)

[The Indenture Trustee receives an officer’s certificate confirming the satisfaction of each condition precedent specified in the Transfer and Servicing Agreement and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Additional Mortgage Loans in the forms substantially similar to those delivered on the Closing Date;]

(4)

The conveyance of the Additional Mortgage Loans will not result in a reduction or withdrawal of any ratings assigned to the Offered Notes;

(5)

[No Additional Mortgage Loan may be more than one monthly payment delinquent in payment at the time of conveyance to the Trust];

(6)

Each Additional Mortgage Loan will have been underwritten substantially in accordance with the applicable Originator’s underwriting guidelines;

(7)

No Additional Mortgage Loan may have a remaining term to maturity exceeding [     ] months;

(8)

[No Additional Mortgage Loan may have a Loan-to-Value Ratio greater than 100%;]

(9)

The weighted average Mortgage Rate for all the Mortgage Loans at the end of the Revolving Period must not be more than [100] basis points lower than the weighted average Mortgage Rate of the Mortgage Loans as of the Cut-off Date;

(10)

Following the conveyance of the Additional Mortgage Loans on a subsequent transfer date, the weighted average characteristics of the Mortgage Loans in the Mortgage Pool will remain substantially similar to the characteristics of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date; and

(11)

[An independent accountant must provide the Depositor, the applicable rating agencies rating the Notes, the Indenture Trustee and the Underwriter[s] at [applicable interval] with a letter stating that the characteristics of the Additional Mortgage Loans conform to the characteristics described above and in the Transfer and Servicing Agreement.]

[Additional transfer requirements and termination triggers to be described, as applicable.]

Static Pool Information

Static pool information with respect to the Sponsor’s prior securitized pools formed during the period from [specify date] to [specify date], presented by pool, is available online at [Internet address].  Access to this web address is unrestricted and free of charge.  Information available at this web address is deemed to be part of this prospectus supplement, except to the extent provided under “Static Pool Information” in the accompanying prospectus.  [Add reference to any third-party static pool information as applicable.]

Legal Proceedings

[Describe briefly any legal proceedings pending against the Sponsor, Depositor, Indenture Trustee, Owner Trustee, Issuing Entity, any Servicer (including any other entity involved in the servicing function, such any Master Servicer or Trust Administrator), any Originator or any other party contemplated by Item 1100(d)(1) of Regulation AB, or of which any property of the foregoing is the subject, that is material to Noteholders.  Include similar information as to any such proceedings known to be contemplated by governmental authorities.]

Affiliations

[Describe whether, and how, the Sponsor, Depositor and/or Issuing Entity is an affiliate of any of the following parties as well as, to the extent known and material, whether, and how, any of the following parties are affiliates of any of the other following parties: any Servicer or any other entity involved in the servicing function, including any Master Servicer and/or Trust Administrator; the Indenture Trustee; the Owner Trustee; any Originator; any significant obligor contemplated by Item 1112 of Regulation AB; any enhancement or support provider contemplated by Items 1114 or 1115 of Regulation AB; or any other material parties related to the asset-backed securities contemplated by Item 1100(d)(1) of Regulation AB.]

[Describe whether there is and if so, the general character of, any business relationship or arrangement that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the establishment of the Trust and the issuance of the Notes, between any of the parties listed in the preceding paragraph, or any affiliates of such parties, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the Notes.]

[Describe, to the extent material, any specific relationships involving or relating to the Notes or the Mortgage Pool, including the material terms and approximate dollar amount involved, between any of the parties listed in the first paragraph of this section, or any affiliates of such parties, that currently exists or that existed during the past two years.]

Additional Information

The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date.  A Current Report on Form 8-K will be filed, together with the Indenture and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Notes. In the event that Mortgage Loans are removed from or added to the Trust, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

In addition, within 135 days from the initial delivery of this prospectus supplement, Static Pool information for any series of Securities will be posted online at [    ].com.  The static pool data will be updated each month thereafter to reflect the current composition of the pool information. See “Static Pool Data” in the prospectus.

Pursuant to the Transfer and Servicing Agreement, [    ] will prepare a monthly statement to Noteholders containing the information described under “The Sale and Assignment Agreement and the Transfer and Servicing Agreement—Reports to Noteholders.” [    ] may make available each month, to any interested party, the monthly statement to Noteholders via the [    ]’s website, located at [    ].

Underwriting Guidelines

Approximately [    ]% and [    ]% of the Mortgage Loans were originated by [    ] and [    ], in accordance with the [    ] Underwriting Guidelines and the [    ] Underwriting Guidelines, respectively.  [Identifying information and percentages to be provided for originators which originated 10% or more of the mortgage assets or any mortgage pool.]  The remainder of the Mortgage Loans were originated by other Originators in accordance with Underwriting Guidelines generally comparable to the General Underwriting Guidelines described below under “General Underwriting Guidelines.” Such General Underwriting Guidelines differ among the Originators in various areas. The following is a general summary of [    ] and the [    ] Underwriting Guidelines, and [    ] and the [    ] Underwriting Guidelines, and also the General Underwriting Guidelines believed by the Depositor to be generally applied, with some variation, by each other Originator.

[Originator Name]

[A description of Originator(s)’ form of organization for Originator(s) which contributed 20% or more of the asset pool to be provided.]

[    ] Underwriting Guidelines

[Description of the Underwriting Guidelines of the above Originator to be provided.]

General Underwriting Guidelines

[General description of Underwriting Guidelines applied by Originators which contributed to less than 20% or more of the mortgage assets or of any mortgage pool to be provided.]

[The Master Servicer]

[Description of any Master Servicer, including its name, duties and responsibilities, to be provided.]

[Description of allocation of servicing responsibilities to be provided.]

The Servicer

General

On the Closing Date, [    ] [and various other Servicers] will service approximately [    ]% and [    ]%, respectively, of the Mortgage Loans (by Cut-off Date Balance). [Identifying information and percentages to be provided for servicers which will service, as of the Cut-off Date, 10% or more of the mortgage assets or of any mortgage pool.]

The delinquency and loan loss data set forth below for each Servicer represents the historical experience of such Servicer’s servicing portfolio for the periods indicated.  The actual delinquency and loss experience of the Mortgage Pool or any portion thereof, will be affected by a number of factors, including but not limited to the borrowers’ personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower’s equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas. In addition, the servicing portfolios described below may include mortgage loans that have not been outstanding long enough to have “seasoned” to a point where delinquencies would be fully reflected. In the absence of substantial continuous additions of recently originated mortgage loans to an unseasoned portfolio, it is possible that the delinquency and foreclosure percentages experienced could be significantly higher than that indicated in the tables below. Accordingly, there can be no assurance and no representation is made by any Servicer that the delinquency and loss experience of the Mortgage Pool will be similar to that of the Servicer’s own servicing portfolio, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans in the Mortgage Pool.

[Servicer Name]

[Provide Regulation-AB compliant description of each Servicer which services 20% or more of the mortgage assets or of any mortgage pool, including the following:]

[Servicer form of incorporation, duration of servicing experience and general discussion of Servicer’s experience in servicing assets of any type as well as a more detailed discussion of Servicer’s experience in, and procedures for the servicing function in the current transaction to be provided.]

[Description of any material changes to Servicer’s policies or procedures in the servicing function the Servicer will perform in the current transaction for assets of the same type included in the current transaction for the past three years to be provided.]

[Information regarding Servicer’s financial condition to be provided to the extent that there is a material risk to the performance of the assets in the Mortgage Pool or the Notes.]

[Description of the material terms of the related Servicing Agreement to be provided.]

[For a description of the material terms of collection of funds and the related Servicing Account, see “Mortgage Loan Servicing—Servicing Accounts and the Collection Account” in this prospectus supplement.]

[Description of any special or unique factors to be provided to the extent material in servicing the particular type of assets included in the current transaction.]

[Description of the terms of any arrangements to be provided to the extent material whereby Servicer is required or permitted to provide advances of funds regarding collections, cashflows or distributions.]  [If material, provide statistical information of servicer advances on the Mortgage Loans and the Servicer’s overall servicing portfolio for the past three years.]

[Description of the Servicer’s process for handling delinquencies, losses, bankruptcies and recoveries to be provided to the extent material.]

[Description of any ability of Servicer to waive or modify any terms, fees, penalties or payments on the assets and the effect of any such ability, if material, on the potential cashflows from the assets to be provided to the extent material.]

[Description of any material custodial responsibility of Servicer.]

[Description of any limitations on Servicer’s liability under the transaction agreements.]

[For a description of the material terms of any removal, replacement, resignation of Servicer or transfer of servicing provisions, see “Mortgage Loan Servicing” in this prospectus supplement.]

Administration of the Trust

Servicing and Administrative Responsibilities

The Servicer, [the Master Servicer], [the Trust Administrator], the Owner Trustee, the Indenture Trustee and the Custodians will have the following responsibilities with respect to the Trust:

Party:	Responsibilities:
Servicer	Performing the servicing functions with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the Servicing Agreement, including, but not limited to:

•

collecting monthly remittances of principal and interest on the Mortgage Loans from the related borrowers, depositing such amounts in the Servicing Account, and delivering all amounts on deposit in the Servicing Account to the [Master Servicer] for deposit in the Collection Account on the Servicer Remittance Date;

•

collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

• making Advances with respect to delinquent payments of principal and interest on the Mortgage Loans (other than Balloon Payments);

•

paying customary costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property or (c) fire and hazard insurance coverage;

• providing monthly loan-level reports to the [Master Servicer];
• maintaining certain insurance policies relating to the Mortgage Loans; and
• initiating foreclosure proceedings.
See “The Servicer” and “Mortgage Loan Servicing” below.
[Master Servicer	Performing the master servicing functions in accordance with the provisions of the Transfer and Servicing Agreement and the Servicing Agreement, including but not limited to:
• monitoring the Servicer’s performance and enforcing the Servicer’s obligations under the related Servicing Agreement;

•

collecting monthly remittances from the Servicer for deposit in the Collection Account on the Servicer Remittance Date and delivering all amounts on deposit in the Collection Account to the Trust Administrator for deposit in the Securities Administration Account on the Master Servicer Remittance Date;

• gathering the monthly loan-level reports delivered by the Servicer and providing a comprehensive loan-level report to the [Trust Administrator][Indenture Trustee] with respect to the Mortgage Loans;
• upon the termination of the Servicer, appointing a successor servicer, and until a successor servicer is appointed, acting as successor servicer; and
• upon the failure of the Servicer to make Advances with respect to a Mortgage Loan, making those Advances to the extent provided in the Transfer and Servicing Agreement.
See “The Master Servicer” and “Mortgage Loan Servicing” below.]
[Trust Administrator

Performing the securities administration functions in accordance with the provisions of the Administration Agreement, the Transfer and Servicing Agreement, the Trust Agreement and the Indenture, including but not limited to:

•

collecting monthly remittances from the [Master] Servicer for deposit in the Securities Administration Account and delivering all amounts on deposit in the Securities Administration Account to the Indenture Trustee for deposit in the Note Payment Account on the Deposit Date;

• preparing and distributing investor reports, including the monthly payment date statement to Noteholders based on information received from the [Master] Servicer [and the Swap Counterparty];
• preparing and filing annual federal and (if required) state tax returns on behalf of the Trust;
• preparing and filing periodic reports with the Commission on behalf of the Trust with respect to the Notes; and
• until a successor master servicer is appointed, acting as successor master servicer in the event the Master Servicer resigns or is removed by the Indenture Trustee.
See “The Trust Agreement, Indenture and Administration Agreement— Administration” and “The Sale and Assignment Agreement and the Transfer and Servicing Agreement— Reports to Securityholders” below.]
Owner Trustee

Performing the owner trustee functions in accordance with the provisions of the Trust Agreement, or causing the Trust Administrator or the Depositor to perform such functions, pursuant to the Administration Agreement, including but not limited to:

•

discharging (or causing to be discharged) all of its responsibilities pursuant to the terms of the Trust Agreement and the other document or agreement to which the Trust or the Owner Trustee is a party and administering the Trust (or causing it to be administered) in the interest of the Residual Holder, subject to each such respective document or agreement and in accordance with the provisions of the Trust Agreement; and

• taking direction from the Residual Holder regarding the management of the Trust.
See “The Trust Agreement, Indenture and Administration Agreement—The Owner Trustee” below.
Indenture Trustee

Performing the indenture trustee functions in accordance with the provisions of the Indenture, or causing the Trust Administrator to perform such functions pursuant to the Administration Agreement, including but not limited to:

•

receiving monthly remittances from the [Servicer][Master Servicer][ Trust Administrator] for deposit in the Note Payment Account and, based solely on the information contained in the investor reports, distributing all amounts on deposit in the Note Payment Account to the Noteholders;

• [depositing any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty into the Note Payment Account;]
• [distributing amount on deposit in the Note Payment Account to the Noteholders and the [Swap] Counterparty;]
• preparing and distributing annual investor reports summarizing aggregate payments to Noteholders necessary to enable Noteholders to prepare their tax returns;

•

enforcing the obligations of each of the [Master] Servicer and the [Trust Administrator] under the Transfer and Servicing Agreement, the Indenture and the Administration Agreement, as applicable; and

•

acting as successor [trust administrator][master servicer] in the event the [Trust Administrator][Master Servicer] resigns or is removed by the Indenture Trustee unless a successor [trust administrator][master servicer] is appointed.

See “The Trust Agreement, Indenture and Administration Agreement—The Indenture Trustee” and “The Sale and Assignment Agreement and the Transfer and Servicing Agreement— Reports to Noteholders” below.
Custodians	Performing the custodial functions in accordance with the provisions of the custodial agreements, including but not limited to:
• holding and maintaining the Mortgage Loan documents related to the Mortgage Loans in a fireproof facility intended for the safekeeping of mortgage loan files on behalf of the Indenture Trustee.
See “Mortgage Loan Servicing—Custody of the Mortgage Files” below.

Trust Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans will, at all times before payment thereof to the Noteholders [or the Swap Counterparty], be invested in the Trust Accounts, which are accounts established in the name of the Indenture Trustee. Funds on deposit in the Trust Accounts may generally be invested by the party responsible for such Trust Account in Eligible Investments, as described under “The Agreements—Investment of Funds” in the prospectus. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:
Servicing Account	Servicer	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders.
Collection Account	[Master Servicer]	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders.
[Trust Administration Account]	[Trust Administrator]	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders.
Note Payment Account	Trustee	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders.
Certificate Account	Securities Administrator	Any investment earnings (net of any losses realized) will be paid to the Residual Holder.
[Basis Risk Reserve Fund]	Trustee	[describe how investment earnings are applied.]
[Reserve Account]	Servicer	Any investment earnings will be paid to [ ] and will not be available for distribution to Certificateholders.

If funds deposited in the [    ] Account, the [    ] Account or the [    ] Account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds, without any right of reimbursement therefor.

Example of Payments

The following sets forth an example of collection of payments from borrowers on the Mortgage Loans, transfer of amounts among the Trust Accounts and payments on the Notes for the Payment Date in September 2005:

[ ] through [ ]	Collection Period:

Payments due during the related Collection Period ([    ] through [    ]) from borrowers will be deposited in the Servicer’s Servicing Account as received and will include scheduled principal payments due during the related Collection Period and interest accrued on the ending scheduled balance from the prior Collection Period.

[ ] through [ ]	Prepayment Period:

Principal prepayments received by the Servicer during the related Prepayment Period ([    ] through [    ]) will be deposited into such Servicer’s Servicing Account for remittance to the [    ] on the Servicer Remittance Date.

[month and day]	Servicer Remittance Date:

The Servicer will remit collections and recoveries in respect of the Mortgage Loans to the [    ] for deposit into the Collection Account on or prior to the [    ] day of each month (or if the 1[    ] day is not a Business Day, the [    ] Business Day), as specified in the Servicing Agreement.

[month and day]	[Master Servicer Remittance Date:]

[    ] Business Days immediately before the Payment Date, the Master Servicer will remit to the [Trust Administrator][Indenture Trustee] amounts on deposit in the Collection Account for deposit into the [    ] Account, including any Advances made by the Servicer [or the Master Servicer] for that Payment Date.

[month and day]	Record Date:	Payments will be made to Noteholders of record for all classes as of the Business Day [ ] the related Payment Date.
[month and day]	Deposit Date:	On [ ], the [Trust Administrator][Master Servicer] will remit to the Indenture Trustee amounts on deposit in the [ ] Account for deposit into the Note Payment Account.
[month and day]	Payment Date:

On the [    ] day of each month (or if the [    ] day is not a Business Day, the next Business Day), [   ] will make payments to Noteholders from amounts on deposit in the Note Payment Account and, to the extent of funds available after all other required payments are made, will deposit into the Certificate Account any amounts remaining.

Succeeding months follow the same pattern.

Mortgage Loan Servicing

General

The Servicer will have primary responsibility for servicing the Mortgage Loans as described under “Administration of the Trust—Servicing Responsibilities” above. Each of the Indenture Trustee, the Master Servicer are either parties or third party beneficiaries under the Servicing Agreement and can enforce the rights of the Seller thereunder. See “Servicing of Loans” in the prospectus.

Under the Servicing Agreement, the [Master Servicer][Indenture Trustee] has the authority to terminate the Servicer for certain events of default which indicate that either the Servicer is not performing, or is unable to perform, its duties and obligations under the related Servicing Agreement. If the [Master Servicer][Indenture Trustee] terminates the Servicer, the [Master Servicer][Indenture Trustee] will be required to appoint a successor servicer as provided in the Transfer and Servicing Agreement. Notwithstanding anything to the contrary in the prospectus, the [Master Servicer][Indenture Trustee] will not be ultimately responsible for the performance of the servicing activities by the Servicer, except as described under “—Advances” below.

In addition, under the Servicing Agreement, the Seller has the right to terminate the Servicer, without cause, upon [    ] notice, subject to certain conditions set forth in the Servicing Agreement, including payment of unreimbursed or unpaid Advances, servicing advances, Servicing Fees and applicable expenses of the Servicer in connection with the transfer of the Mortgage Loans to a successor servicer, [and payment of a termination fee which shall be payable by the Seller from its own funds and not reimbursable from the Trust]. Any such termination without cause requires the consent of the Master Servicer, the Indenture Trustee and receipt of confirmation from the Rating Agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then current ratings of any of the Notes. The Seller, with the prior written consent of the Master Servicer, may also terminate the Servicer if losses or delinquencies on the Mortgage Loans exceed certain trigger levels specified in the Servicing Agreement. No termination fee is paid to the terminated Servicer under such special termination events, but the Servicer will be reimbursed for unpaid Advances, servicing advances and Servicing Fees.

Any successor servicer must be qualified to service mortgage loans and must have a net worth of not less than $25,000,000.

Servicing Accounts and the Collection Account

The Servicer will establish and maintain a segregated Servicing Account in the name of the Indenture Trustee into which the Servicer will deposit payments on account of interest and principal for the related Mortgage Loans, less its Servicing Fee, as described under “Servicing of Loans—Deposits to and Withdrawal from the Collection Account” and “—Servicing Accounts” in the prospectus.  On the Servicer Remittance Date, the Servicer will remit the amounts on deposit in its Servicing Account to the [Master Servicer][Indenture Trustee] for deposit into the [    ] Account, which is maintained by [    ]. The Servicer and [    ] are entitled to reimburse themselves from the related Servicing Account or [    ] Account, as applicable, for any Advances made and expenses incurred, as described below under “—Servicing Compensation and Payment of Expenses” and “—Advances.” The Servicing Accounts and the [    ] Account will consist solely of amounts relating to the Mortgage Loans, and amounts on deposit therein will not be commingled with any other funds not related to the Trust.

Reserve Accounts

Certain of the Mortgage Loans may require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including repairs to the Mortgaged Property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies.  In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit.  These amounts may be held in a custodial account by the applicable Servicer or an agent.  The loan documents will generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

Such amounts may not continue to be escrowed in the future.  In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease.  Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events.  In the event of default by a borrower, amounts in a related reserve account may generally be applied to pay amounts owed on the related Mortgage Loan.

Servicing Compensation and Payment of Expenses

[As compensation for master servicing, the Master Servicer is entitled to the compensation described under “Fees and Expenses of the Trust.”]

The Servicer will be paid the applicable Servicing Fee for each Mortgage Loan serviced by it and any successor to the Servicer will in all cases receive a fee in an amount equal to, but not greater than, the applicable Servicing Fee. As additional servicing compensation, the Servicer is entitled to retain [    ].

The Servicing Fees are subject to reduction as described below under “Prepayment Interest Shortfalls”. See “Servicing of Loans—Servicing Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by [the Master Servicer and] the Servicer. The [Master Servicer and] the Servicer will be entitled to reimbursement for certain expenses prior to payment of any amounts to Noteholders. See “Servicing of Loans—Collection Procedures; Escrow Accounts” and “—Servicing Compensation and Payment of Expenses” in the prospectus.

Waiver or Modification of Mortgage Loan Terms

The Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any term of any Mortgage Loan so long as that waiver, modification or postponement is not materially adverse to the Trust; provided, however, that unless the Servicer has received the prior written consent of the [Master Servicer] [Indenture Trustee], the Servicer may not permit any modification for any Mortgage Loan that would change the Mortgage Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding Scheduled Principal Balance (except for actual payments of principal) or change the final maturity date on that Mortgage Loan.  In the event of any such modification that permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer must make an Advance.

Prepayment Interest Shortfalls

When a borrower prepays a Mortgage Loan in full or in part between Scheduled Payment dates, the borrower pays interest on the amount prepaid only from the last Scheduled Payment date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. Any Prepayment Interest Shortfall is generally required to be paid by the Servicer, but only to the extent that such amount is not offset by Prepayment Interest Excess, if any, and does not exceed the total of the Servicing Fees on the Mortgage Loans serviced by it for the applicable Payment Date. The [Master Servicer] [Indenture Trustee] is not required to fund any Prepayment Interest Shortfall required to be funded but not funded by the Servicer or a successor servicer as discussed herein.

Advances

The Servicer will generally be obligated to make Advances and servicing advances to the extent that such Advances or servicing advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Mortgage Loan. The [Master Servicer] [Indenture Trustee] will be obligated to make any required Advance if the Servicer fails in its obligation to do so, to the extent provided in the Transfer and Servicing Agreement. The [Master Servicer] [Indenture Trustee] and the Servicer, as applicable, will be entitled to recover any Advances or servicing advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient or if such Servicer believes such Advances or servicing advances will not be recoverable, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

The purpose of making these Advances is to maintain a regular cash flow to the Noteholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a Relief Act Reduction. No party which makes an Advance is entitled to interest on those Advances.

Collection of Taxes, Assessments and Similar Items

The Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

The [Master Servicer] [Indenture Trustee] and the Servicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

The Servicing Agreement will provide that the Servicer will certify to the Depositor, the Indenture Trustee [and the Master Servicer] that all information prepared by it and provided to the [Master Servicer] [Indenture Trustee] relating to the Mortgage Loans serviced by the Servicer is accurate and complete in all material respects as of the last day of the period covered by that report and that generally the Servicer is in compliance with its obligations to report to the Master Servicer and is in compliance with its obligations under the Servicing Agreement. [The Transfer and Servicing Agreement will provide that each year the Master Servicer will certify to the [Trust Administrator][Indenture Trustee] that for the prior calendar year, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under the Transfer and Servicing Agreement in all material respects throughout that year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to the Master Servicer and the nature and status thereof, and the Master Servicer has received from the Servicer an annual certificate of compliance and a copy of that Servicer’s annual audit report, in each case to the extent required under the Servicing Agreement, or, if any such certificate or report has not been received by the Master Servicer, the Master Servicer is using its best reasonable efforts to obtain such certificate or report.]

[The Transfer and Servicing Agreement will also provide that each year during which the Master Servicer directly services any of the Mortgage Loans, as servicer, a firm of independent accountants will furnish a statement to [   ] to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the Mortgage Loans by the Master Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Transfer and Servicing Agreement, except for (1) exceptions as the firm believes to be immaterial and (2) any other exceptions set forth in such statement.]

[Master Servicer Default;] Servicer Default

[If the Master Servicer is in default in its obligations under the Transfer and Servicing Agreement, the Indenture Trustee may, and must if directed to do so by Noteholders having more than 50% of the Voting Rights applicable to each class of Notes affected thereby, terminate the Master Servicer. In such event, the Indenture Trustee, pursuant to the terms of the Transfer and Servicing Agreement, will either assume the duties of Master Servicer or appoint a successor master servicer in accordance with the standards set forth in the Transfer and Servicing Agreement.]

If the Servicer is in default in its obligations under the Servicing Agreement, the [Master Servicer] [Indenture Trustee] may, at its option, terminate the defaulting Servicer and either appoint a successor servicer in accordance with the applicable Servicing Agreement and the Transfer and Servicing Agreement, or succeed to the responsibilities of the terminated Servicer.

Amendment of the Servicing Agreement

The Servicing Agreement may generally be amended, without notice to or consent of the Noteholders, with the written consent of [the Master Servicer,] the Seller, the Servicer and the Indenture Trustee; provided, that the party requesting such amendment must, at its own expense, provide the Indenture Trustee, [the Master Servicer] and the Seller with an opinion of independent counsel that the amendment will not materially adversely affect the interest of the Noteholders. Any amendment pursuant to the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Noteholder if the Indenture Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Notes.

Custody of the Mortgage Files

The Servicer will generally not have responsibility for custody of the Mortgage Loan documents described under “The Sale and Assignment Agreement and the Transfer and Servicing Agreement—Assignment of Mortgage Loans” below. These documents are generally required to be delivered to the applicable Custodian. Each Custodian will hold the related Mortgage Loan documents on behalf of the Indenture Trustee pursuant to a Custodial Agreement between that Custodian and the Indenture Trustee. The Mortgage Loan documents related to a Mortgage Loan will be held together in an individual file separate from other mortgage loan files held by that Custodian. Each Custodian will maintain the Mortgage Loan documents in a fireproof facility intended for the safekeeping of mortgage loan files. The Custodian will be paid the fees as described under “Fees and Expenses of the Trust” herein.

[Optional Purchase of Defaulted Mortgage Loans

Subject to certain limitations set forth in the Servicing Agreement, the [    ] will have the right, but not the obligation, to purchase for its own account any Distressed Mortgage Loan for a purchase price equal to the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon to the date of repurchase, plus any unreimbursed Advances, servicing advances or unpaid Servicing Fees allocable to the Distressed Mortgage Loan. The [    ] is prohibited from using any procedure in selecting Distressed Mortgage Loans to be repurchased which would be materially adverse to Noteholders. Any such repurchase shall be accomplished by remittance to the [Master Servicer] [Indenture Trustee] of the purchase price for the Distressed Mortgage Loan for deposit into the Collection Account.]

[Special Servicer for Distressed Mortgage Loans

The Seller, with the consent of the Master Servicer, has the option under the Servicing Agreement to transfer any Mortgage Loan which becomes a Distressed Mortgage Loan for servicing by a special servicer selected by the Seller. Any special servicing fee paid to a special servicer will not exceed the related Servicing Fee Rate.]

[Pledge of Servicing Rights

The Servicing Agreement permits the Servicer to obtain financing by means of a pledge and assignment of their rights to reimbursement for outstanding Advances and other rights under the Servicing Agreement to one or more lenders. To the extent provided under any such financing arrangement, upon default by the Servicer, the lender may appoint a successor servicer; provided, such successor servicer meets all existing requirements for appointment of a successor servicer under the related Servicing Agreement and the Transfer and Servicing Agreement. See “—General” above.]

The Trust Agreement, Indenture and Administration Agreement

General

The Notes will be issued pursuant to the Indenture. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Indenture and the Notes. Notes in certificated form will be transferable at the Corporate Trust Office of the Indenture Trustee, which will serve as paying agent and note registrar. The Indenture Trustee will provide to a prospective or actual Noteholder, without charge, on written request, an electronic copy (without exhibits) of the Indenture. Requests should be addressed to [     ].

The Issuing Entity

[     ] will be a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement.  The Issuing Entity will not engage in any activity other than acquiring, holding and managing the Mortgage Loans and the other assets of the Trust and proceeds therefrom, issuing the Securities, making payments on the Securities, and related activities.

On the Closing Date, the Issuing Entity will purchase the Mortgage Loans from the Depositor pursuant to the Transfer and Servicing Agreement.  The Issuing Entity will pledge the Mortgage Loans and other Trust assets to the Indenture Trustee as security for the issuance of the Notes, with the class designations specified under “Description of the Notes—General,” pursuant to the Indenture.  The Depositor will sell the Notes to the Underwriter and apply the net proceeds of such sale to the purchase of the Mortgage Loans.

Other than the Mortgage Loans and the other Trust assets pledged as collateral for the Notes, the Issuing Entity will not have any significant assets available for payment of the Notes.

The Issuing Entity’s principal offices are located in [     ], at the address set forth below under “—The Owner Trustee.”

The Owner Trustee

[     ] will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement.  The Owner Trustee is a [     ] and its principal offices are located at [     ].  [The Owner Trustee has acted as trustee for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the Mortgage Loans during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Owner Trustee performed [    ].]  The Owner Trustee will be entitled to receive as compensation for its services [     ], as set forth under “Fees and Expenses of the Trust” and will be entitled to reimbursement for expenses and certain other amounts prior to payment of any amounts to Noteholders.

The Trust Administrator and the Depositor will perform on behalf of the Owner Trustee and the Trust certain administrative functions required under the Indenture and Transfer and Servicing Agreement pursuant to the terms of the Administration Agreement.

The Ownership Certificate

The equity ownership in the Trust will be evidenced by the Ownership Certificate.  The Residual Holder will be entitled to receive on each Payment Date any remaining cash flow from Mortgage Loan collections after all principal and interest due on the Notes and other expenses of the Trust for such Payment Date have been made.

The Indenture Trustee

[     ] will be the Indenture Trustee under the Indenture. Its principal offices are at [    ].  [The Indenture Trustee has acted as trustee for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the Mortgage Loans during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Indenture Trustee performed [    ].]

The Indenture Trustee’s functions, duties and responsibilities are described under “—Certain Matters Under the Agreements” below. The Indenture Trustee will be entitled to receive as compensation for its services [     ], as set forth under “Fees and Expenses of the Trust.”  The Indenture Trustee will also be entitled to customary indemnification for certain costs and expenses prior to payment of any amounts to Noteholders. For a description of the limitations on the Indenture Trustee’s liability and any indemnification provisions that entitle the Indenture Trustee to be indemnified from the cashflow that otherwise would be used to pay the Notes, see “—Certain Matters Under the Agreements— Expenses and Indemnities of the Owner Trustee and Indenture Trustee” below. The Indenture Trustee’s Corporate Trust Office for purposes of presentment and surrender of the Offered Notes for the final payment thereon is located at [     ], or any other address that the Indenture Trustee may designate from time to time by notice to the Noteholders, the Owner Trustee, the Depositor and the Master Servicer.

[If multiple trustees are involved in transaction, state each trustee’s name and form of organization. A description of each trustee’s functions, duties, responsibilities, limitations on liability and indemnification provisions to be provided as applicable.]

The Trust Administrator

The Trust Administrator will be [    ], a [    ].  Its principal offices are at [    ].  [The Trust Administrator has acted as trustee for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the Mortgage Loans during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Trust Administrator performed [    ].]

The Trust Administrator will be responsible under the Administration Agreement for [    ] and [    ]. The Trust Administrator will prepare the payment date statements and [    ]. The Trust Administrator will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information. The Trust Administrator is entitled to the compensation described under “Fees and Expenses of the Trust.”]

Certain Matters under the Agreements

Events of Default Under the Indenture.  An Indenture Default will consist of:

1)

default in the payment of any Current Interest on the most senior class of Notes then outstanding when the same becomes due and payable under the Transfer and Servicing Agreement, and such default continues for a period of five days;

2)

failure to pay the entire principal of any Note (other than the Class [P] Notes) when the same becomes due and payable under the Transfer and Servicing Agreement or on the applicable Final Scheduled Payment Date;

3)

failure to observe or perform any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any certificate delivered pursuant to the Indenture proving to have been incorrect in any material respect as of the time when the same was made, and that default continues or is not cured, for a period of 30 days after notice is given to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the outstanding Note Principal Balance of the Notes specifying that default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder;

4)

the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

5)

the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

If an Indenture Default occurs and is continuing, the Indenture Trustee or Holders of a majority by principal balance of the Priority Class or Classes of Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the Holders of a majority by principal balance of such Priority Class or Classes of Notes.

If the Notes are declared immediately due and payable following an Indenture Default, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on collateral pledged to secure the Notes, exercise remedies as a secured party, sell the assets of the Trust Estate pledged to secure the Notes, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the Indenture Trustee is prohibited from selling the assets of the Trust Estate following an Indenture Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Priority Class or Classes of Notes, unless (i) the holders of all outstanding Notes consent to such sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) the Indenture Trustee determines that the proceeds of the Trust Estate and the other property of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66-2/3% of the aggregate outstanding amount of the Notes.

If the collateral securing the Notes is sold following an Indenture Default, proceeds of such sale will be applied in the order of priority provided in the Indenture.

If an Indenture Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

Except as described above in the case of an Indenture Default, no Noteholder will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Indenture Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority in principal amount of such outstanding Notes.

In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Neither the Indenture Trustee nor the Owner Trustee in their respective individual capacities, nor the Residual Holder, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

[Redemption. The Notes are subject to redemption under the circumstances described under “Description of the Notes—Optional Purchase of the Mortgage Loans.”

The Indenture will be discharged upon the delivery to the Indenture Trustee for cancellation of all Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes. Upon the payment in full of all outstanding Notes and the discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, and the Residual Holder will succeed to all the rights of the Noteholders pursuant to the Transfer and Servicing Agreement.]

Expenses and Indemnities of the Owner Trustee and Indenture Trustee.  The Owner Trustee will be entitled to reimbursement of all reasonable expenses incurred by it in accordance with the Trust Agreement.  Such reimbursement will be paid from amounts allocable to interest and principal on the Mortgage Loans, prior to payment of any amounts to Noteholders.  The Owner Trustee will also be entitled to indemnification from the Trust for any claim, loss, liability or expense incurred by it in connection with the administration of the Trust and the performance of its duties under the Trust Agreement or any other document or agreement to which the Issuer or the Owner Trustee is a party, except to the extent that any such claim, loss, liability or expense arises out of or results from [     ]’s own willful misconduct, fraud or gross negligence or results from any of the other circumstances that are specified in the Trust Agreement.  Any amounts payable in connection with such indemnification will be paid from the Certificate Account prior to payment of any amounts distributable to the Ownership Certificate under the Transfer and Servicing Agreement.

The Indenture Trustee will be entitled to reimbursement of all reasonable expenses incurred by it and any disbursements or advances made by it in accordance with the Indenture or the Transfer and Servicing Agreement, except for expenses incurred or any disbursements and advances made by it in the routine administration of its duties under the Indenture and the Transfer and Servicing Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct.  The Indenture Trustee will also be entitled to indemnification from the Trust for any claim, loss, liability or expense, including reasonable attorneys’ fees, incurred by it in connection with the administration of the Trust and the performance of its duties under the Indenture, the Transfer and Servicing Agreement or any other document or agreement to which the Indenture Trustee is a party.

The Indenture Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from amounts allocable to interest and principal on the Mortgage Loans, prior to payment of any amounts to Noteholders.

Resignation or Removal of Owner Trustee and Indenture Trustee.  The Owner Trustee may, upon 30 days’ advance written notice to the Depositor, the Residual Holder and the Indenture Trustee, resign at any time, in which event the Depositor will appoint a successor Owner Trustee that satisfies the eligibility requirements provided in the Trust Agreement.  The Owner Trustee may also be removed at any time by the Depositor if (a) the Owner Trustee ceases to be eligible to continue to act as Owner Trustee under the Trust Agreement, (b) the Owner Trustee is legally unable to act or is adjudged bankrupt or insolvent or (c) a receiver or other public officer takes charge of the Owner Trustee or its property.  If the Owner Trustee is removed the Depositor will promptly appoint a successor Owner Trustee.  If a successor Owner Trustee does not take office within 30 days after the retiring Owner Trustee resigns or is removed, the retiring Owner Trustee may petition any court of competent jurisdiction for appointment of a successor Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee will not become effective until acceptance of the appointment by the successor Owner Trustee, whereupon the Securities Administrator will provide notice of such resignation and appointment to the Residual Holder, the Indenture Trustee, the Noteholders and the Rating Agencies.

Any fees and expenses owed to the retiring Owner Trustee in connection with such resignation or removal will be paid as described above under “—Expenses and Indemnities of the Owner Trustee and Indenture Trustee.”

 The Indenture Trustee may, upon 90 days’ advance written notice to the Depositor, the Issuer, each Noteholder and each Rating Agency, resign at any time, in which event the Issuer will appoint a successor Indenture Trustee that satisfies the eligibility requirements provided in the Indenture.  The Indenture Trustee may also be removed at any time by the Issuer if (a) the Indenture Trustee ceases to be eligible to continue to act as Indenture Trustee under the Indenture; (b) the Indenture Trustee is adjudged bankrupt or insolvent; (c) a receiver or other public officer takes charge of the Indenture Trustee or its property; or (d) the Indenture Trustee otherwise becomes incapable of acting.  If the Indenture Trustee is removed the Issuer will promptly appoint a successor Indenture Trustee.  If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the holders of more than 50% of the aggregate Class Principal Amount of the outstanding Notes may petition any court of competent jurisdiction for appointment of a successor Indenture Trustee.

Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee, whereupon the successor Indenture Trustee will mail notice of its succession to all Noteholders.  The predecessor Indenture Trustee will be required to transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

Any fees and expenses owed to the retiring Indenture Trustee in connection with such resignation or removal will be paid as described above under “Expenses and Indemnities of the Owner Trustee and Indenture Trustee.”

Administration

The Trust Administrator or the Depositor will agree, to the extent provided in the Administration Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuer under the Transfer and Servicing Agreement, the Indenture and the Trust Agreement.  Neither [     ] nor the Depositor will receive additional compensation for their services under the Administration Agreement.

Amendment

Generally, the Trust Agreement, the Indenture and the Administration Agreement are subject to amendment by the parties thereto under conditions similar to those described under “The Sale and Assignment Agreement and the Transfer and Servicing Agreement—Amendment,” except that in the case of the Trust Agreement references to Notes and Noteholders should be read as referring to Ownership Certificate and the Residual Holder, and in the case of the Indenture such references should be read as referring to Notes and Noteholders. Any amendment of the provisions of the Indenture will take the form of a supplemental indenture.  In addition to the purposes described under “The Sale and Assignment Agreement and the Transfer and Servicing Agreement—Amendment,” the Trust and the Indenture Trustee may enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of correcting or amplifying the description of the Trust Estate subject to the Indenture, evidencing the succession of a successor to the Trust, adding to the covenants of the Trust or surrendering any power conferred upon the Trust under the Indenture, or conveying or pledging any property to the Indenture Trustee.

Servicing

For a summary description of certain provisions of the Transfer and Servicing Agreement and the Servicing Agreements regarding servicing of the Mortgage Loans, see “Servicing of the Mortgage Loans” above.

The Sale and Assignment Agreement and the
Transfer and Servicing Agreement

General

On the Closing Date, pursuant to the Sale and Assignment Agreement, the Seller will sell the Mortgage Loans to the Depositor. Pursuant to the Transfer and Servicing Agreement, the Depositor will, in turn, sell the Mortgage Loans to the Trust.

Assignment of Mortgage Loans

The Mortgage Loans will be assigned by the Depositor to the Trust, together with all principal and interest received with respect to such Mortgage Loans on and after the Cut-off Date (other than Scheduled Payments due on that date). Pursuant to the Indenture, the Trust will pledge all of its interest in such assets and any other property comprising the Trust Estate to the Indenture Trustee as security for the Notes.

Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Transfer and Servicing Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date, the Servicer and custodian of the mortgage file, and the applicable prepayment penalty provisions, if any.

As to each Mortgage Loan, the documents described in the prospectus under “The Agreements—Assignment of Primary Assets” are generally required to be delivered to the applicable Custodian on behalf of the Indenture Trustee in accordance with the Transfer and Servicing Agreement.   [Describe any exceptions.]

Representations and Warranties

The Mortgage Loans were [purchased pursuant to various Sale Agreements by the Seller directly from the Transferor] [are originated by [affiliates of] LBH].

[Pursuant to the terms of the Sale Agreement, the Transferor has made to the Seller, as direct purchaser or assignee, as of the Sale Date certain representations and warranties concerning the Transferred Mortgage Loans that generally include representations and warranties similar to those summarized in the prospectus under the heading “Loan Underwriting Procedures and Standards—Representations and Warranties.” The Seller’s rights under the Sale Agreement will be assigned by the Seller to the Depositor pursuant to the Sale and Assignment Agreement and, in turn, assigned by the Depositor to the Trust pursuant to the Transfer and Servicing Agreement.]

In addition to the representations and warranties summarized in the prospectus under the heading “Loan Underwriting Procedures and Standards—Representations and Warranties,” the Transferor has also made the following representations and warranties:  [List any Mortgage Loan representations and warranties which are material and are not listed in the prospectus.]

Within the period of time specified in the Transfer and Servicing Agreement following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the Mortgage Loan, or receipt of notice of such breach, the applicable Transferor or the Seller will be obligated to (1) cure such breach or (2) repurchase the affected Mortgage Loan from the Trust for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus any costs and damages incurred by the Trust in connection with any violation of any anti-predatory or anti-abusive lending laws (or, in certain circumstances, to substitute another mortgage loan).

In addition, pursuant to the Sale and Assignment Agreement, with respect to any Transferred Mortgage Loans, the Seller will make to the Depositor (and the Depositor will assign to the Trust) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the Mortgage Loans between the applicable Sale Date and the Closing Date. In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by the applicable Transferor as described above, the Seller will be obligated in the same manner as the Transferor to cure such breach or repurchase the affected Mortgage Loan from the Trust, as described above. However, the Seller will have no obligation to cure a breach or repurchase or replace a Transferred Mortgage Loan if the relevant breach constitutes a breach of a representation or warranty made by the related Transferor under the related Sale Agreement and such Transferor fails to fulfill its obligations. Notwithstanding the foregoing, the Seller will represent in the Sale and Assignment Agreement with respect to any Transferred Mortgage Loans in the event of a breach of those representations set forth in clauses (1) and (2) of the immediately preceding paragraph, the Seller will be directly obligated to cure such breach or repurchase or replace the affected Mortgage Loan.

To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased by the applicable Transferor or the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of the Notes, in particular the Subordinate Notes, may incur a loss.

Reports to Securityholders

The [Securities Administrator][Master Servicer] will prepare and, in the manner described under “Additional Information” above, will make available to each Securityholder on each Payment Date, or as soon thereafter as is practicable, a report setting forth the following information (on the basis of Mortgage Loan level information obtained from the Servicer):

•

[the aggregate amount of payments to be made on such Payment Date to the holders of each class of Notes allocable to principal on the Mortgage Loans, including Net Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments;]

•

[the aggregate amount of payments to be made on such Payment Date to the holders of each class of Notes allocable to interest, and the calculation thereof;]

•

[the amount, if any, of any distributions to the Residual Holder;]

•

[the amount of Monthly Advances and Servicing Advances for the related Collection Period, the amount of unrecovered Monthly Advances and Servicing Advances outstanding and the aggregate amount of nonrecoverable Monthly Advances and Servicing Advances;]

•

[the total Scheduled Principal Balance of the Mortgage Loans for such Payment Date;]

•

[the Class Principal Amount of each class of Notes, giving effect to payments on such Payment Date;]

•

[the amount of any Prepayment Premiums paid to the Class P Notes;]

•

[the amount of any Realized Losses incurred or received with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date, and the aggregate Realized Losses during the preceding twelve-month period expressed as a percentage of the total Scheduled Principal Balances of the Mortgage Loans;]

•

[the amount of the Servicing Fees, [Credit Risk Manager’s Fees,] [other fees] and [primary mortgage insurance premiums] paid with respect to such Payment Date;]

•

[the number and total Scheduled Principal Balance of Mortgage Loans (a) remaining outstanding, (b) delinquent 30 to 59 days on a contractual basis, (c) delinquent 60 to 89 days  on a contractual basis, (d) delinquent 90 or more days on a contractual basis, (e) as to which foreclosure proceedings have been commenced as of the close of business on the last business day of the calendar month immediately preceding the month in which such Payment Date occurs, (f) in bankruptcy and (g) as to which the Mortgaged Properties have become REO Properties;]

•

[the total Scheduled Principal Balance of any Mortgage Loans with respect to which the related Mortgaged Property became a REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs;]

•

[with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each deleted Mortgage Loan, and of each substitute Mortgage Loan;]

•

[the level of LIBOR and any other applicable indices applicable to such Payment Date with respect to each class of Notes;]

•

[the Note Interest Rate applicable to such Payment Date with respect to each class of Notes;]

•

[the aggregate outstanding Carryforward Interest, Net Prepayment Interest Shortfalls, Deferred Amounts, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each applicable Class of Notes, after giving effect to the payment made on such Payment Date;]

•

[the Interest Remittance Amount, Principal Remittance Amount, the Principal Distribution Amount and the Aggregate Overcollateralization Release Amount applicable to such Payment Date;]

•

[if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Noteholders would have received if there were sufficient available amounts in the Note Payment Account and the amounts actually paid);]

•

[the aggregate outstanding Prepayment Interest Shortfalls and Basis Risk Shortfalls, if any, for each class of Notes, after giving effect to payments on such Payment Date;]

•

[the Overcollateralization Amount after giving effect to the payments made on such Payment Date;]

•

[the amount of any Overcollateralization Deficiency after giving effect to payments on such Payment Date;]

•

[the amount of any payments made or received pursuant to the Swap Agreement with respect to such Payment Date;]

•

[a statement as to whether any exchanges of Exchangeable Notes have taken place since the preceding Payment Date, and, if applicable, the names, note balances, including notional balances, note interest rates, and any interest and principal paid, including any shortfalls allocated, of any classes of notes that were received by the Noteholder as a result of such exchange; and]

•

any other information required pursuant to the Transfer and Servicing Agreement.

In addition, within 90 days after the end of each calendar year, the Indenture Trustee will prepare and make available to any person who at any time during the calendar year was a Securityholder of record, a report summarizing the items provided to the Securityholders pursuant to items ([    ]) and ([    ]) above on an annual basis as may be required to enable those Securityholders to prepare their federal income tax returns. Such information shall also include the amount of OID accrued on each class of Notes and information regarding the expenses of the Trust furnished by the Master Servicer to the Indenture Trustee. The [Securities Administrator][Master Servicer] will provide the Indenture Trustee with such information as is necessary for the Indenture Trustee to prepare such reports (and the Indenture Trustee may rely solely upon such information).

Amendment

The Transfer and Servicing Agreement may be amended by the Securityholders (1) to cure any ambiguity, (2) to conform the provisions of the Transfer and Servicing Agreement to the information contained herein or to correct or supplement any provision therein, (3) to make any other provision with respect to matters or questions arising under the Transfer and Servicing Agreement or (4) to add, delete or amend any provision in order to comply with any requirements imposed by the Code, ERISA and their related regulations; provided, however, that no such amendment, as evidenced by an Opinion of Counsel, will adversely affect the status of the Notes as debt for federal income tax purposes, and provided further, that no such amendment effected pursuant to clause (3) above will adversely affect in any material respect the interests of any Securityholder. Any such amendment will be deemed not to adversely affect in any material respect the interests of any Noteholder if the Rating Agency confirms that such action would not adversely affect the then-current ratings on the Offered Notes. The Transfer and Servicing Agreement may also be amended by the Depositor, the Issuer, the Master Servicer, and the Indenture Trustee with the consent of the holders of each Class of Notes affected thereby evidencing Voting Rights aggregating not less than 66-2/3% of each such Class and the Residual Holder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreement or modifying in any manner the rights of Securityholders; provided, however, that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any Notes or the Ownership Certificate without the consent of the holder of each such Security affected thereby or (2) reduce the percentage of Securities the holders of which are required to consent to any such amendment without the consent of the holders of all Securities affected thereby.

Voting Rights

At all times [    ]% of all voting rights will be allocated among the holders of the Offered Notes. The portion of such voting rights allocated to the Offered Notes will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate principal balance of the Mortgage Loans. The holders of the Class P Notes and the Ownership Certificate will each be allocated [    ]% of the voting rights. The voting rights allocation to any class of Notes will be allocated among all holders of each such class in proportion to the outstanding Note Principal Amount or Percentage Interest of such Notes.

Yield, Prepayment and Weighted Average Life

General

The yields to maturity on the Offered Notes will be affected by the rate of principal payments on the Mortgage Loans (including prepayments, which may include amounts received by virtue of repurchase, condemnation, insurance or foreclosure), the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower rates, the amount and timing of mortgagor delinquencies and defaults resulting in Realized Losses, the purchase price for the Notes and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to a higher rate of prepayment than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include changes in borrowers’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans may generally be prepaid at any time without penalty and generally have due-on-sale clauses.

The rate of principal payments on the Mortgage Loans will be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the mortgagors, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The weighted average remaining term to maturity of the Mortgage Loans is approximately [     ] months; seasoning may influence the performance of the Mortgage Loans. The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Since the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under “Yield, Prepayment and Maturity Considerations”), no assurance can be given as to the actual rate or the timing of principal payments on the Offered Notes. In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor’s yield to maturity. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

[Approximately [   ]% of the Mortgage Loans are subject to Prepayment Premiums or Lockout Fees.  These Prepayment Premiums or Lockout Fees, as applicable, to the extent they are not waived by the applicable Servicer, may have the effect of reducing the amount of the likelihood of prepayment of the Mortgage Loans during these intervals.  Subject to any this Prepayment Premium or Lockout Fee, the Mortgage Loans generally may be prepaid in full or in part at any time.]

[The yields to investors on the [Class [    ]] Notes may be adversely affected by the Trust’s acquisition of Additional Mortgage Loans, which will reduce the amount and timing of [principal][interest][excess interest] payments on these Notes.]

Prepayments, liquidations and repurchases of the Mortgage Loans will result in payments to holders of the Offered Notes of principal amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

[As described herein, approximately [     ]% of the Mortgage Loans do not provide for monthly payments of principal for the first [    ] years following origination. Instead, only monthly payments of interest are due during that period. Other considerations aside, because of these characteristics, borrowers may be disinclined to prepay the loans during the [    ] year period. In addition, because no principal is due on the loans for their initial [    ] year period, the Notes will amortize at a slower rate during that period than would otherwise be the case. Thereafter, when the monthly payments on the loans are recalculated on the basis of a twenty year, level payment amortization schedule as described herein, principal payments on the Notes are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the underlying loans were calculated on the basis of a [    ] year amortization schedule. The Mortgage Loans were generally originated (or modified) with Mortgage Rates for their first [    ] years below the rate that would have resulted if based on the Index and related Gross Margin. The Mortgage Loans may experience lower rates of prepayment during the period that the loans bear interest at the lower Mortgage Rates. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Mortgage Loans.]

The Note Interest Rate for the [    ] Notes at any time will be capped at a rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans. To the extent that Mortgage Loans bearing relatively high Mortgage Rates experience a more rapid rate of prepayment than Mortgage Loans with relatively low rates, the Note Interest Rate for the [    ] Notes will be reduced, and this reduction could be substantial.

If the purchaser of a Note offered at a discount from its initial principal amount calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield to maturity may be lower than that so calculated. Conversely, if the purchaser of a Note offered at a premium calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield to maturity may be lower than that so calculated.

The yields on the Offered Notes may be adversely affected by Net Prepayment Interest Shortfalls on the Mortgage Loans. The yields on the Offered Notes may also be adversely affected by reductions in the Mortgage Rates under the Relief Act or similar state or local laws.

[The payment of balloon payments may result in lower yields on Class [   ] Notes than would be the case if all the Mortgage Loans were fully amortizing.  Balloon mortgage loans also pose a greater risk of default than fully amortizing Mortgage Loans because borrowers are required to pay substantial principal payments (the “Balloon Payment”) upon maturity.  A borrower’s ability to pay a Balloon Payment may depend on its ability to refinance the Mortgage Loan or sell the related Mortgaged Property.

The effective yields to holders of the [    ] Notes will be lower than the yields otherwise produced by the Note Interest Rate and the related purchase price because monthly payments will not be made to the holders until the [    ] day (or the immediately following Business Day if the [    ] day is not a Business Day) of the month following the month in which interest accrues on the Note (without any additional payment of interest or earnings thereon in respect of any delay.

[Subordination of the Class [      ] Notes

On each Payment Date, the holders of any higher ranking Class of Notes will have a preferential right to receive amounts of interest and principal due to them on that Payment Date before any payments are made on any Class of Notes subordinate to that Class. As a result, the yields to maturity and the aggregate amount of payments on the Class [     ] Notes will be more sensitive than the yields of higher ranking Notes to the rate of delinquencies and defaults on the Mortgage Loans.

As more fully described herein, the principal portion of Realized Losses (other than Excess Losses) on the Mortgage Loans will be allocated first to the lower ranking Classes of Subordinate Notes, then to the Class [    ] Notes, then to the Class [    ] Notes, and then to the Class [    ] Notes, in that order, until the Class Note Principal Amount of each Class has been reduced to zero, before any Realized Losses will be allocated to the Senior Notes. The interest portion of Realized Losses (other than Excess Losses) will reduce the amount available for payment on the related Payment Date to the lowest ranking Class or Classes of Notes outstanding on that date.]

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Notes will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest applied in reduction of the Note Principal Amounts of the Offered Notes.

Prepayments on mortgage loans are commonly measured relative to a [       ] prepayment standard or model. The model used in this prospectus supplement for the Mortgage Loans (“[    ]”) is [       ], which represents [       ].

[       ] does not purport to be either a historical description of the prepayment experience of the  mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust.

The tables set forth on Annex B-2 to this prospectus supplement were prepared based on the following modeling assumptions:

[Detailed list of all modeling assumptions to be provided.]

The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth on Annex B-2 hereto, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity and Mortgage Rates of the Mortgage Loans could produce slower or faster principal payments than indicated in the tables at the various percentages of [       ] specified, even if the weighted average remaining terms to maturity and the weighted average Mortgage Rates of the Mortgage Loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the [    ] Notes to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of [       ].

Subject to the foregoing discussion and assumptions, the tables set forth on Annex B-2 hereto indicate the weighted average lives of the [    ] Notes and set forth the percentages of the initial Class Principal Amounts of the [    ] Notes that would be outstanding after each of the Payment Dates shown at various percentages of [       ].

The weighted average life of a [    ] Note is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the [    ] Note to the related Payment Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

Material Federal Income Tax Considerations

Tax Classification of the Trust and of the Notes

In the opinion of [McKee Nelson LLP] [Dechert LLP] [Heller Ehrman LLP], assuming compliance with the Agreements, for U.S. federal income tax purposes, the Notes will be classified as debt instruments. In addition, the Owner Trustee, on behalf of the Trust, will agree, and beneficial owners of the Notes will agree by their purchase of Notes, to treat the Notes as debt instruments for U.S. federal income tax purposes.

In the opinion of [McKee Nelson LLP] [Dechert LLP] [Heller Ehrman LLP], assuming compliance with the Agreements, for U.S. federal income tax purposes, the Trust will not be classified as an association taxable as a corporation, a publicly traded partnership or a taxable mortgage pool.

Tax Consequences to Holders of the Notes

Interest Income on the Notes.  The Notes may be treated as having been issued with OID. The beneficial owner of a note must include any OID with respect to such note in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives any cash currently attributable to such OID. See “Material Federal Tax Considerations—Taxation of Securities Treated as Debt Instruments—Election to Treat All Interest as OID” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount or bond premium, if any, will be a rate equal to [     ]% of CPR with respect to the Mortgage Loans. See “Yield, Prepayment and Weighted Average Life” above. No representation, however, is made as to the rate at which principal payments or recoveries on the mortgage loans actually will occur.

Possible Alternative Treatments of the Notes.  If, contrary to the opinion of [     ], the IRS successfully asserted that a class of notes did not represent debt instruments for U.S. federal income tax purposes, those notes might be treated as equity interests in the trust. If a class of notes represented equity in the trust, payments of interest on that class of notes to a foreign person generally would be subject to U.S. tax and withholding requirements.

State and Local Income Tax Considerations

In addition to the federal income tax consequences described under “Material Federal Income Tax Considerations” above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the offered securities. State and local  income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

Legal Investment Considerations

[The Offered Notes will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Offered Notes.]

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors are encouraged to consult their own legal advisors to determine whether and to what extent the Offered Notes may be purchased by them.  See “Legal Investment Considerations” in the Prospectus.

Use of Proceeds

The net proceeds from the sale of the Offered Notes will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Mortgage Loans [and the repayment of any financing][and the funding of the Pre-Funding Account]. The Mortgage Loans will be acquired by the Depositor from the Seller in a privately negotiated transaction.

ERISA Considerations

A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code should carefully review with its legal advisors whether the purchase or holding of Notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See “ERISA Considerations” in the accompanying Prospectus.

Underwriting

Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter(s), the Depositor has agreed to sell to the Underwriter(s), and the Underwriter(s) has [have] agreed to purchase from the Depositor, all of the Offered Notes [as expressed as a portion of the Class Principal Amount or Class Notional Amount, as applicable, as set forth below].

[The allocation among the Underwriter(s) to be provided.]

The distribution of the Offered Notes by the Underwriter(s) will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter(s) may effect the transactions by selling the Notes to or through dealers, and the dealers may receive from the Underwriter(s), for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter(s) and any dealers that participate with the Underwriter(s) in the distribution of the Notes may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Act. The Underwriting Agreement provides that the Depositor will indemnify the Underwriter(s) against certain civil liabilities, including liabilities under the Act.

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[    ].

[         ] has entered into an agreement with the Depositor to purchase the Class [     ] Notes simultaneously with the purchase of the Offered Notes, subject to certain conditions.

Lehman Brothers Inc. is an affiliate of the Depositor, [the Seller,] [one of the Servicers] [and the Master Servicer].

Legal Matters

Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriter by [McKee Nelson LLP, Washington, D.C.] [Dechert LLP, New York, New York] [Heller Ehrman LLP, Seattle, Washington].

Ratings

It is a condition to the issuance of the Offered Notes that they have the applicable rating or ratings by [    ], [    ] and [    ] indicated under “Initial Note Ratings” in the table on page S-1.

The ratings of “AAA” and “Aaa” are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Offered Notes of payments in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Offered Notes. The ratings do not take into consideration any of the tax aspects associated with the Offered Notes. The ratings on the Offered Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Notes might suffer a lower than anticipated yield due to prepayments.

[The ratings do not address the likelihood that any Basis Risk Shortfall or Unpaid Basis Risk Shortfall will be paid to Noteholders.]

There will be no arrangements to have the ratings monitored while the Notes are outstanding.

The security ratings assigned to the Offered Notes should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Offered Notes by any rating agency other than those described above; there can be no assurance, however, as to whether any other rating agency will rate the Offered Notes or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Notes could be lower than the respective ratings assigned by the Rating Agencies described above.

Glossary of Defined Terms

80+ LTV Loans	First Lien Mortgage Loans having original Loan-to-Value Ratios in excess of 80%.
Accrual Period	For each class of [ ] and each Payment Date, the period beginning on [ ] and ending on [ ].
[Additional Mortgage Loans	Any additional Mortgage Loans to be added to the Trust during the Revolving Period, as described under “Acquisition by the Trust of Additional Mortgage Loans.”]
Adjustable Rate Mortgage Loans

Mortgage Loans for which the related mortgage note provides for adjustment of the applicable Mortgage Rate, as described under [“Description of the Mortgage Pool—Adjustable Rate Mortgage Loans” and “—The Indices.”]

Adjustment Date	With regard to the Adjustable Rate Mortgage Loans, each date on which the related Mortgage Rate is adjusted in accordance with the terms of the related mortgage note.
Administration Agreement	The administration agreement dated as of [ ], among [ ].
Advance

An advance of funds which [     ] is generally obligated to make with respect to delinquent payments of principal and interest on the Mortgage Loans (other than Balloon Payments), based on an interest rate adjusted to the related Mortgage Rate less the related Servicing Fee Rate.

Aggregate Overcollateralization Release Amount	[ ]
Applied Loss Amount

For any Payment Date, after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Collection Period and payments of principal on such Payment Date, the amount by which the [    ] exceeds [     ].

Balloon Loans

Any Mortgage Loan that provides for (1) equal monthly Scheduled Payments that will not reduce the Scheduled Principal Balance of the Mortgage Loan to zero at its maturity date and (2) a larger monthly payment due at its maturity date equal to the unpaid Scheduled Principal Balance of that Mortgage Loan, with interest thereon.

Balloon Payments	Final payments on Balloon Loans due on their maturity dates that are significantly larger than other monthly payments.
Basis Risk Payment

For any Payment Date, the sum of (1) any Basis Risk Shortfall for such Payment Date, (2) any Unpaid Basis Risk Shortfall for such Payment Date and (3) any Required Reserve Fund Amount (as specified in the Transfer and Servicing Agreement) for such Payment Date.

Basis Risk Reserve Fund	A reserve fund into which any amount of [ ] is deposited in order to pay Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls.
Basis Risk Shortfall

For each Payment Date and any class of [     ], the amount, if any, by which the amount calculated under the applicable Interest Rate formula exceeds the amount calculated under the applicable Net Funds Cap for such class.

BBA	The British Bankers’ Association.
Beneficial Owner	Any person acquiring an interest in a Book-Entry Note.
Book-Entry Notes	The Notes, other than any Definitive Note.
Business Day	Generally any day other than a Saturday or Sunday or a day on which banks in [ ] are closed.
Cap Contract	A limited recourse notional principal contract.
Carryforward Interest	For any class of [ ] and any Payment Date, the sum of [ ].
Certificate Account	The certificate account maintained by or on behalf of the Trust Administrator for the benefit of the Trust and the Residual Holder.
Class Principal Amount	For any class of [ ], the aggregate of the Note Principal Amounts of all notes of that class.
Clearstream Luxembourg	Clearstream Banking Luxembourg.
Clearstream Luxembourg Participants	Participating organizations that utilize the services of Clearstream Luxembourg.
Closing Date	[ ]
Code	The Internal Revenue Code of 1986, as amended.
Collection Account	The collection account maintained by the Master Servicer established in the name of the Indenture Trustee and for the benefit of the Securityholders.
Collection Period

For any Payment Date, the [      ] period beginning on the [      ] day of the [      ] month immediately preceding the month in which such Payment Date occurs and ending on the [      ] day of the month in which such Payment Date occurs.

Combined Loan-to-Value Ratio

For any Mortgage Loan at any date of determination, the ratio of the principal balance of such Mortgage Loan at the date of determination, plus the principal balance of each mortgage loan senior thereto based upon the most recent information available to the Seller, to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale, or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of such refinancing or modification.

Compensating Interest

For any applicable Payment Date and prepayments in full or in part, the amount required to be paid by [     ] in respect of any resulting Prepayment Interest Shortfalls up to an amount equal to the aggregate of the Servicing Fees received on the Mortgage Loans serviced by it.

Credit Scores

Statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower’s credit worthiness. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with origination of mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The Credit Scores set forth in the tables in Annex A were obtained at either the time of origination of the related Mortgage Loan or more recently. Neither the Depositor nor [any of] the Originator[s] makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

Current Interest	For any class of [ ] and any Payment Date, the aggregate amount of interest accrued at the applicable Interest Rate during the [ ].
Custodial Agreements	The custodial agreements, each between [ ] and [ ].
Custodians	On the Closing Date [ ], each in [its] capacity as a custodian, or any successor thereto.
Cut-off Date	[ ]
Cut-off Date Balance	The Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date.
Deferred Amount	For each Payment Date and for each class [ ], the amount by which [ ].
Definitive Note	A physical note representing any Note.
Deposit Date	The Business Day immediately preceding each Payment Date.
Designated Telerate Page

The Moneyline Telerate Service page 3750, or such other page as may replace page 3750, or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars.

Distressed Mortgage Loan	Any Mortgage Loan which becomes more than [90] days delinquent or for which [ ] has accepted a deed in lieu of foreclosure.
DTC	The Depository Trust Company.
ERISA	The Employee Retirement Income Security Act of 1974, as amended.
ERISA Restricted Offered Note	An Offered Note which does not have a rating of BBB- or above or Baa3 or above at the time of its acquisition by a Plan.
Euroclear	The Euroclear System.
Euroclear Participants	Participating organizations that utilize the services of Euroclear.
First Lien Mortgage Loans	Mortgage Loans secured by mortgages or deeds of trust or similar security instruments creating a first lien on the related Mortgaged Property.
Fixed Rate Mortgage Loans	Mortgage Loans for which the related mortgage note provides for a fixed Mortgage Rate for the entire amortization term of those Mortgage Loans.
Global Securities	The globally offered Notes.
Gross Margin	For Adjustable Rate Mortgage Loans, the interest rate margin specified in the related mortgage note.
Holder	The holder of any Note or Ownership Certificate.
Indenture	The indenture dated as of [ ], among [ ].
Indenture Default	The events of default under the Indenture as described under “The Trust Agreement, Indenture and Administration Agreement—Certain Matters under the Agreements” in this prospectus supplement.
Indenture Trustee	[ ], or any successor thereto.
Index	The index applicable to any Adjustable Rate Mortgage Loan, based on [Six-Month LIBOR] or [One-Year CMT].
Initial Cap

For any Adjustable Rate Mortgage Loan, a fixed percentage specified in the related mortgage note beyond which the related Mortgage Rate generally will not increase or decrease on the first Adjustment Date.

Insurance Proceeds	Any amounts paid by an insurer under any standard hazard insurance policy, flood insurance policy or any other insurance policy relating to the Mortgage Loans or related Mortgaged Properties.
Interest Rate	[ ]
Interest Remittance Amount	For any Payment Date and any Mortgage Pool, an amount equal to [ ].
Interest-Only Mortgage Loans

Mortgage Loans that provide for payment of interest at the related Mortgage Rate, but no payment of principal, for the period specified in the related mortgage note following the origination of the related Mortgage Loan.

IRS	The Internal Revenue Service.
Issuing Entity	[ ]
LIBOR	The London Interbank Offered Rate.
LIBOR Business Day	Any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.
LIBOR Determination Date	The [ ] LIBOR Business Day preceding the commencement of each Accrual Period.
Liquidated Mortgage Loan

In general, a defaulted Mortgage Loan as to which [     ] has determined that all amounts that it expects to recover in respect of such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

Loan-to-Value Ratio

For any Mortgage Loan at any date of determination, the ratio of the principal balance of such Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.

Lockout Fee	A fee payable by the borrower in connection with any full or partial payment of principal prior to the date permitted for such prepayment as specified in the related mortgage note.
Lockout Fee Period

The period of time specified in the related mortgage note during which the related Mortgage Loan provides for payment of a Lockout Fee in connection with certain voluntary, full or partial prepayments of that Mortgage Loan.

Maturity Date	The Payment Date in [ ].
Maximum Interest Rate	[ ]
Maximum Rate	For any Mortgage Loan, the rate specified in the related mortgage note which the related Mortgage Rate will never exceed.
Minimum Rate	For any Mortgage Loan, the rate specified in the related mortgage note which the related Mortgage Rate will never be less than.
Monthly Excess Cashflow	For any Payment Date, [ ].
Monthly Excess Interest	Any remaining Interest Remittance Amounts from [ ].
Mortgage Loans	The [conventional, adjustable and fixed rate, fully amortizing and balloon, first and second lien commerical mortgage loans] included in the Trust as of the Closing Date.
Mortgage Pool	[ ]
Mortgage Rate	For any Mortgage Loan, its applicable interest rate as determined in the related mortgage note as reduced by any application of the Relief Act.
Mortgaged Property	The real property securing a Mortgage Loan.
Net Funds Cap	For each Payment Date , an annual rate equal to [ ].
Net Liquidation Proceeds

All amounts, net of (1) unreimbursed expenses and (2) unreimbursed Advances and servicing advances, received and retained in connection with the liquidation of defaulted Mortgage Loans, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Noteholders by foreclosure or deed in lieu of foreclosure.

Net Prepayment Interest Shortfall	Any Prepayment Interest Shortfalls not funded by the Servicer.
Note Payment Account	A note payment account maintained by [ ] on behalf of the Noteholders.
Note Principal Amount

For any [     ] as of any Payment Date, its initial Note Principal Amount as of the Closing Date, as reduced by all amounts previously distributed on that Note in respect of principal prior to such Payment Date.

Noteholder	Any person acquiring a beneficial ownership interest in any Note.
Notes	The [ ].
Offered Notes	The [ ].
OID	Original issue discount.
One-Month LIBOR	The average of the interbank offered rates for one-month U.S. dollar deposits in the London market.
One-Year CMT

The weekly average yield on United States treasury security adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15(519) and most recently available as of the date 45 days before the related Adjustment Date.

Originators	The originators of the Mortgage Loans.
Optimal Interest Remittance Amount	For each Payment Date, the product of [ ].
Overcollateralization Amount	[ ]
Overcollateralization Deficiency	[ ]
Ownership Certificate	The single ownership certificate that evidences the equity ownership in the Trust.
Owner Trustee	[ ], or any successor thereto.
Participant	Participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.
Participation Interests

A participation interest in certain Mortgage Loans, established under a participation agreement.  Each participation interest will represent an entitlement to interest and principal payments on a single Mortgage Loan.

Payment Date	[ ]
Periodic Cap

For any Adjustable Rate Mortgage Loan, the fixed percentage specified in the related mortgage note above and below which the related Mortgage Rate will not be adjusted on any Adjustment Date, except for the first Adjustment Date.

Plan	Any employee benefit plan or other retirement arrangement that is subject to ERISA or to Section 4975 of the Code.
Pool Balance	For any Mortgage Pool as of any date of determination, the aggregate of the Scheduled Principal Balances of the Mortgage Loans in such Mortgage Pool as of such date.
Prepayment Interest Excess	For any Mortgage Loan, any excess of any interest received on that Mortgage Loan over one month’s interest at the Net Mortgage Rate.
Prepayment Interest Shortfall

The amount by which one month’s interest at the Mortgage Rate (as reduced by the related Servicing Fee Rate) on a Mortgage Loan as to which a voluntary prepayment has been made in the month preceding the month in which such prepayment is paid to Noteholders exceeds the amount of interest actually received in connection with such prepayment.

Prepayment Period	For each Payment Date for a prepayment [in part or in full], the [calendar month] immediately preceding the month in which such Payment Date occurs.
Prepayment Premium	A prepayment premium payable by the borrower in connection with certain full or partial prepayments of principal on a Mortgage Loan.
Prepayment Premium Period

The period of time specified in the related mortgage note during which the related Mortgage Loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments of that Mortgage Loan.

[Principal Payment Amount	For any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the amount, if any, by which [ ].]
[Principal Payment Amount	For each Mortgage Pool for any Payment Date, an amount equal to [ ].]
Principal Remittance Amount	For each Mortgage Pool and for any Payment Date, an amount equal to [ ].
Priority Class or Classes	The Class or Classes of Notes at any time outstanding that has the highest priority of payment of interest.
PTCE 95-60	Prohibited Transaction Class Exemption 95-60.
PTE	A Prohibited Transaction Exemption granted by the U.S. Department of Labor.
Purchase Price	An amount equal to the sum of [ ].
Rating Agencies	Each of [ ].
Realized Loss	The excess of the outstanding principal balance of a Liquidated Mortgage Loan over the related Net Liquidation Proceeds, to the extent allocable to principal.
Relevant Depositary	[ ] as depositary for Clearstream Luxembourg, and [ ] as depositary for Euroclear, individually.
Relief Act	The Servicemembers Civil Relief Act and similar state or local laws.
Relief Act Reduction	Any reduction of the applicable Mortgage Rate by application of the Relief Act.
Residual Holder	The holder of the Ownership Certificate.
[Revolving Account	An account maintained by [ ] on behalf of the Trust for the purposes of acquiring Additional Mortgage Loans.]
[Revolving Period	The period from and including the Payment Date in [ ] and ending on the Payment Date in [ ].]
Sale Agreements	The transfer agreements pursuant to which [ ] purchased a Mortgage Loan directly from the Transferors.
Sale and Assignment Agreement	The mortgage loan sale and assignment agreement dated as of [ ], between the Seller and the Depositor.
Sale Date	The date on which a Mortgage Loan was purchased by the [ ] pursuant to the related Sale Agreement.
Scheduled Payment	The monthly scheduled payment of interest and principal specified in the related mortgage note for the Mortgage Loan.
Scheduled Principal Balance

For any Mortgage Loan as of any date of determination, an amount generally equal to its outstanding principal balance as of the Cut-off Date after giving effect to Scheduled Payments due on or before such date, whether or not received, as reduced by (1) the principal portion of all Scheduled Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period immediately preceding such date of determination. The Scheduled Principal Balance of a Liquidated Mortgage Loan will be equal to zero.

Second Lien Mortgage Loans	Mortgage Loans secured by mortgages or deeds of trust or similar security instruments creating a junior lien on the related Mortgaged Property.
Securities	Collectively, the Notes and the Ownership Certificate.
Securities Act	The Securities Act of 1933, as amended.
Securityholder	A holder of a Security.
Seller	[ ]
Servicer Remittance Date	The [ ] day of each month.
Servicer	On the Closing Date, [ ] and any other Servicer servicing the Mortgage Loans.
Servicing Account	A custodial account maintained by each Servicer established in the name of Indenture Trustee.
Servicing Agreement	The servicing agreement, between the Seller and the Servicer.
Servicing Fee

For each Mortgage Loan, a monthly fee paid to each Servicer out of interest collections received from the related Mortgage Loan calculated at the Servicing Fee Rate on the outstanding principal balance of each Mortgage Loan.

Servicing Fee Rate	[ ]
Six-Month LIBOR	The average of the interbank offered rates for six-month U.S. dollar deposits in the London market, calculated as provided in the related mortgage note.
Six-Month LIBOR Mortgage Loans	Adjustable Rate Mortgage Loans providing for semi-annual adjustment of the related Mortgage Rate based on Six-Month LIBOR.
SMMEA	The Secondary Mortgage Market Enhancement Act of 1984, as amended.
Stepdown Date	The earlier of (x) [ ] or (y) [ ].
Subsequent Recovery	Any amount recovered with respect to a Liquidated Mortgage Loan for which a Realized Loss has been incurred after liquidation and disposition of such Mortgage Loan.
Substitution Amount

Generally equal to the amount, if any, by which the Scheduled Principal Balance of a Mortgage Loan required to be removed from a Mortgage Pool due to a breach of a representation or warranty or defective documentation exceeds the principal balance of the related substitute Mortgage Loan, plus unpaid interest accrued thereon, any unpaid Advances or servicing advances, unpaid Servicing Fees (and related interest) and the costs and damages incurred by the Trust in respect of such removed Mortgage Loan as a result of violations of any applicable federal, state or local predatory or abusive lending law with respect to such Mortgage Loan.

Target Amount	For any Payment Date, an amount equal to [ ].
Tax Counsel	[ ]
Transfer and Servicing Agreement	The transfer and servicing agreement dated as of [ ], among [ ].
Transferors	The various entities from which the [ ] purchased Mortgage Loans pursuant to the Sale Agreements.
Transferred Mortgage Loans	The Mortgage Loans purchased by [ ] from various Transferors under the Sale Agreements.
Trust	The trust created pursuant to the Trust Agreement.
Trust Accounts	The Note Payment Account, the Servicing Accounts, the Basis Risk Reserve Fund, the Collection Account, [the Trust Administration Account] and [ ].
[Trust Administration Account ]	[The trust adminstration account maintained by the Trust Administrator for the benefit of the Noteholders.]
Trust Agreement	The trust agreement dated as of [ ], among [ ].
Trust Estate	The Mortgage Loans and the other assets of the Trust and proceeds therefrom.
Underwriter	[ ]
Underwriting Agreement	Collectively, the underwriting agreement and the terms agreement between the Depositor and the Underwriter.
Underwriting Guidelines	The underwriting guidelines established by the Originator, in accordance with which the Mortgage Loans have been originated or acquired by the Originator.
Unpaid Basis Risk Shortfall

For any class of [     ] on any Payment Date, the aggregate of all Basis Risk Shortfalls for such class remaining unpaid from all previous Payment Dates, together with interest thereon at the applicable Interest Rate, computed without regard to the applicable Net Funds Cap, but limited to a rate no greater than the applicable Maximum Interest Rate.

[The following Annexes are incorporated by reference
into this prospectus supplement.]

 Annex A:
Certain Characteristics of the Mortgage Loans

The following tables set forth certain information as of the Cut-off Date, for the Mortgage Loans, in each case having the stated characteristics shown in the tables in each range. As used in these tables, the “non-zero weighted average” of any characteristic of the Mortgage Loans will not include in such weighted average those Mortgage Loans which do not have that characteristic (or for which that characteristic cannot be determined). (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

Property Types

Property Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Cut-Off Date Scheduled Principal Balances

Range of Scheduled Principal Balances ($)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The average Scheduled Principal Balance is approximately $[           ].

Mortgage Rates

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The weighted average Mortgage Rate is approximately [    ]%.

Type of Mortgage Rates

Type of Mortgage Rates	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%
Fixed
Adjustable (Six Month LIBOR)
Adjustable (One Year CMT)

Total			$100.00%

The weighted average Mortgage Rate is approximately [    ]%.

Original Terms to Maturity

Range of Maturities (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$

Total			$100.00%

The weighted average original term to maturity is approximately [     ] months.

Remaining Terms to Maturity

Range of Maturities (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The weighted average remaining term to maturity is approximately [   ] months.

Loan Purposes

Loan Purposes	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Original Loan-to-Value Ratios

Range of Original Loan-to- Value Ratios* (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The weighted average original Loan-to-Value Ratio is approximately [     ]%.

Geographic Distribution

State	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Loan Documentation

Loan Documentation	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Occupancy Status

Occupancy Status	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Prepayment Premium Period or Lockout Fee Period (Years)

Prepayment Premium Period or Lockout Fee Period (Years)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

 Annex B-1:
Assumed Mortgage Loan Characteristics

 Annex B-2:
Principal Amount Decrement Tables

Percentage of Initial Class Note Principal Amount of the Offered Notes
Outstanding at the Following Percentages of [   ]

	Class [ ] Notes
Payment Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%

Weighted Average Life in Years

__________

* Indicates a value between 0.0% and 0.5%.

 Annex [C]:
Available Combinations for Exchange

Original Notes				Exchangeable Notes
Mortgage Pool	Original Class	Original Balance(1)	CUSIP Number	Exchange Class	Maximum Original Class Principal Balance	Interest Type	Principal Type(2)	Summary Interest Rate Formula	CUSIP Number	Final Payment Date
Combination 1
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Combination 2
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

$[                ]

(Approximate)

Structured Asset Securities Corporation [     ]

Mortgage Backed Notes

Structured Asset Securities Corporation

[Depositor]

[                               ]

[Sponsor and Seller]

[                               ]

[Servicer/Master Servicer]

_______________

PROSPECTUS SUPPLEMENT

[                ]

_______________

[Underwriters]

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, [                      ], 20[   ]

PROSPECTUS SUPPLEMENT

(To Prospectus dated [               ])

$[              ] (Approximate)

STRUCTURED ASSET SECURITIES CORPORATION

Mortgage Pass-Through Certificates, Series [      ]

     [                        ]

[                        ]

     Sponsor and Seller

     Issuing Entity

[                        ]

Structured Asset Securities Corporation

[Servicer/Master Servicer]

Depositor

______________________________

Consider carefully the risk factors beginning on page S-[   ] of this prospectus supplement and on page [   ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary beginning on page S-[   ] in this prospectus supplement and the index of principal terms on page [   ] in the prospectus.

The certificates will represent interests in the issuing entity only and will not represent interests in or obligations of the sponsor, the depositor or any of their affiliates or any other party.

This prospectus supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.

The issuing entity will issue certificates including the following classes offered hereby:

●   [      ] classes of senior certificates

●   [      ] classes of subordinate certificates

The classes of certificates offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, in the table under “The Offered Certificates” on page S-[   ] of this prospectus supplement.  This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table on page S-[   ] and not to the other classes of certificates that will be issued by the issuing entity as described in this prospectus supplement.

Distributions on the offered certificates will be payable [       ], as described in this prospectus supplement.  The first expected distribution date will be [        ].  Credit enhancement for the offered certificates includes [describe any credit enhancement].  [Amounts payable under [describe any derivative agreements] provided by [    ] will be applied to [describe purpose of derivative agreement(s)].]  [The Class [   ] Certificates will be exchangeable for certain other classes of certificates, as described in this prospectus supplement.] [The certificates are subject to a mandatory auction call on [    ] as described under “Description of the Mortgage Certificates—Mandatory Auction Call of the Certificates.”]

[Describe assets of the issuing entity.]  [After the closing date of this transaction, but before [     ], the issuing entity may acquire additional mortgage loans for inclusion in the mortgage pool as described at “Description of the Mortgage Pool—Conveyance of Subsequent Mortgage Loans” in this prospectus supplement.]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

[Describe underwriting arrangements.]

On or about [         ], delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of [    ].

[Underwriters]

The date of this prospectus supplement is [             ]

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates.

The information presented in this prospectus supplement is intended to enhance the general terms of the accompanying prospectus.  You should rely on the information in this prospectus supplement for the specific terms of the certificates and the offering.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with any other information.

We are not offering the certificates in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

_____________________

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

_____________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

Page

The Offered Certificates

S-1

Summary of Terms

S-6

Risk Factors

S-16

Glossary

S-27

Description of the Certificates

S-27

General

S-27

Book-Entry Registration

S-28

[Exchangeable Certificates

S-29

Distributions of Interest

S-31

[Determination of LIBOR

S-33

Distributions of Principal

S-33

Credit Enhancement

S-34

[The Residual Certificate

S-36

[Supplemental Interest Trust

S-36

Optional Purchase of the Mortgage Loans

S-37

[Mandatory Auction Call of the Certificates

S-37

Fees and Expenses of the Trust Fund

S-38

Description of the Mortgage Pool

S-39

General

S-39

[Adjustable Rate Mortgage Loans

S-42

[Participation Interests in Mortgage Loans

S-42

The Mortgage Loans

S-43

[Conveyance of Subsequent Mortgage Loans

S-44

[Acquisition by the Trustee of Additional Mortgage Loans

S-45

Static Pool Information

S-47

Legal Proceedings

S-47

Affiliations

S-47

Additional Information

S-48

Underwriting Guidelines

S-48

[Originator Name]

S-49

[    ] Underwriting Guidelines

S-49

General Underwriting Guidelines

S-49

[The Master Servicer]

S-49

The Servicer

S-49

General

S-49

[Servicer Name]

S-49

Administration of the Trust Fund

S-50

Servicing and Administrative Responsibilities

S-50

Trust Accounts

S-53

Example of Distributions

S-54

Mortgage Loan Servicing

S-55

General

S-55

Servicing Accounts and the Collection Account

S-56

Reserve Accounts

S-56

Servicing Compensation and Payment of Expenses

S-57

Waiver or Modification of Mortgage Loan Terms

S-57

Prepayment Interest Shortfalls

S-57

Advances

S-58

Collection of Taxes, Assessments and Similar Items

S-58

Insurance Coverage

S-58

Evidence as to Compliance

S-58

[Master Servicer Default;] Servicer Default

S-59

Amendment of the Servicing Agreement

S-59

Custody of the Mortgage Files

S-60

[Optional Purchase of Defaulted Mortgage Loans

S-60

[Special Servicer for Distressed Mortgage Loans

S-60

[Pledge of Servicing Rights

S-60

The Trust Agreement

S-61

General

S-61

The Issuing Entity

S-61

The Trustee

S-62

[The Securities Administrator

S-62

Assignment of Mortgage Loans

S-63

Representations and Warranties

S-63

Certain Matters Under the Trust Agreement

S-64

Reports to Certificateholders

S-68

Voting Rights

S-70

Yield, Prepayment and Weighted Average Life

S-70

General

S-70

[Subordination of the Class [      ] Certificates

S-73

Weighted Average Life

S-73

Material Federal Income Tax Considerations

S-74

General

S-74

[Residual Certificates

S-75

Legal Investment Considerations

S-75

Use of Proceeds

S-75

ERISA Considerations

S-76

Underwriting

S-76

Legal Matters

S-76

Ratings

S-77

Glossary of Defined Terms

S-78

Annex A:  Certain Characteristics of the Mortgage Loans

S-A-1

Annex B-1:  Assumed Mortgage Loan Characteristics

S-B-1-1

Annex B-2:  Principal Amount Decrement Tables

S-B-2-1

Annex [C]:  Available Combinations for Exchange

S-C-1

The Offered Certificates

The certificates consist of the [class(es)] of certificates listed in the tables below[, together with the Class [       ] Certificates].  Only the classes of certificates listed in the tables below are offered by this prospectus supplement.

Class	[Related Mortgage Pool(s)]	Class Principal or Notional Amount(1)	Initial Interest Rate(2)	Summary Interest Rate Formula (until Initial Optional Termination Date)(3)	Summary Interest Rate Formula (after Initial Optional Termination Date)(3)	Principal Type	Interest Type	Initial Certificate Ratings
								[Name of Rating Agency]	[Name of Rating Agency]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Description of Interest Rate]	[Insert Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Description of Interest Rate]	[Insert Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Description of Interest Rate]	[Insert Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]

(1)

These balances are approximate, as described in this prospectus supplement.

(2)

Reflects the interest rate as of the closing date.

(3)

Reflects the summary interest rate formula [to be described as applicable].

The offered certificates will also have the following characteristics:

Class	Record Date	Delay / Accrual Period	Interest Accrual Convention	Final Scheduled Distribution Date	Expected Final Scheduled Distribution Date	Minimum Denominations	Incremental Denominations	CUSIP Number
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Summary of Terms

•

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the certificates, you should carefully read this entire prospectus supplement and the accompanying prospectus.

•

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•

Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included in this prospectus supplement.

•

[Whenever we refer to a percentage of some or all of the mortgage loans in the trust fund [or in any pool], that percentage has been calculated on the basis of the total scheduled principal balance of those mortgage loans as of [        ], unless we specify otherwise.  We explain in this prospectus supplement under “Description of the Certificates—Distributions of Principal” how the scheduled principal balance of a mortgage loan is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any mortgage loans, we mean the total of their scheduled principal balances determined by that method, unless we specify otherwise.]

Parties

Sponsor and Seller

[       ] will sell the mortgage loans to the depositor.

Depositor

Structured Asset Securities Corporation, a Delaware special purpose corporation, will sell the mortgage loans to the issuing entity. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 526-7000.

Issuing Entity

[       ].

Trustee

[       ].

[Securities Administrator

[       ] will be responsible for preparing monthly distribution statements and certain tax information for investors and certain tax filings for the trust fund.]

[Master Servicer

[       ] will oversee the servicing of the mortgage loans by the servicers.]

Primary Servicer[s]

On the closing date, [       ] will service approximately [       ]% of the mortgage loans.

[Credit Risk Manager

[       ] will monitor and advise the servicers with respect to default management of the mortgage loans and also prepare certain loan-level reports for the trust fund which will be available for review by certificateholders.]

Originator[s]

[       ] and [various other banks, savings and loans and other mortgage lending institutions] originated the mortgage loans to be included in the trust fund.

[Certificate Insurer

[   ] will provide a certificate guaranty insurance policy for [    ] Certificates.

[[Swap] [Cap] Counterparty

[       ].]

[Auction Administrator

[       ].]

[Affiliations

[If the sponsor, depositor or issuing entity is an affiliate of any servicer, trustee, originator or any other transaction party, disclose such here. Also, disclose any other affiliations among transaction parties.]]

The Certificates

The certificates offered by this prospectus supplement will be issued with the initial approximate characteristics set forth under “The Offered Certificates” in the table on page S-[   ].

[The offered certificates will be issued in book-entry form.  The minimum denominations and the incremental denominations of each class of offered certificates are set forth in the table on page S-[   ].]

The certificates represent ownership interests in a trust fund, the assets of which will consist primarily of [describe assets of the trust fund] having a total principal balance as of the cut-off date, which is [       ], of approximately $[       ].  [In addition, [the supplemental interest trust] will hold an [interest rate swap agreement] for the benefit of the certificateholders.]

[The mortgage loans to be included in the trust fund will be divided into [       ] mortgage pools: [name pools].  [Describe pool assets].

[Payments of principal and interest on the Class [       ] Certificates will be based primarily on collections from the pool [    ] mortgage loans.  Payments of principal and interest on the Class [       ] Certificates will be based primarily on collections from the pool [    ] mortgage loans. Payments of principal and interest on the Class [       ] Certificates will be based on collections from [both / all] mortgage pools as described herein.]

The rights of holders of the Class [       ] Certificates to receive payments of principal and interest will be subordinate to the rights of the holders of certificates having a senior priority of payment, as described in this Summary of Terms under “—Enhancement of Likelihood of Payment on the Certificates—Subordination of Payments” below.  We refer to the Class [       ] Certificates collectively as “subordinate” certificates.  We refer to the Class [       ] Certificates collectively as “senior” certificates.

[The Class [     ] and Class [     ] Certificates are exchangeable for certain other classes of senior certificates in the combinations identified on Annex [   ] to this prospectus supplement.]

[The Class [    ] Certificates will be entitled to receive all the cash flow from the mortgage pools solely arising from prepayment premiums and lockout fees paid by the borrowers on certain voluntary, full and partial prepayments of the mortgage loans. Accordingly, these amounts will not be available for payments to the servicers or to holders of other classes of certificates.]

[The Class [    ] Certificates will be entitled to receive any monthly excess cashflow remaining after required distributions are made to the offered certificates.]

[The Class [       ] Certificates are not offered by this prospectus supplement.]

The offered certificates will have an approximate total initial principal amount of $[       ]. Any difference between the total principal amount of the offered certificates on the date they are issued and the approximate total principal amount of the offered certificates as reflected in this prospectus supplement will not exceed 5%.

Payments on the Certificates

Principal and interest on each class of the certificates will be payable on the [25th] day of each month, beginning in [          ].  However, if the [25th] day is not a business day, payments will be made on the [next] business day after the [25th] day of the month.

Interest Payments

Amounts Available for Interest Payments

Interest will accrue on each class of offered certificates at the applicable annual rates described below:

•

Class [       ] Certificates: [describe interest rate and any applicable caps or limitations].

[If the option to purchase the mortgage loans is not exercised by the [servicer/master servicer] on the initial optional termination date as described under “—The Mortgage Loans—Optional Purchase of the Mortgage Loans” below, then with respect to the next distribution date and each distribution date thereafter, the applicable annual rate [describe any changes in the interest rate].

See “—The Mortgage Loans—Optional Purchase of the Mortgage Loans” below.

[You will receive from each pool of mortgage loans only the payments of interest that the component parts of your class of certificates that relate to that mortgage pool are entitled to receive.  As described in this prospectus supplement, you may receive less than you are entitled to from any particular pool of mortgage loans if those mortgage loans do not generate enough interest in any particular month to pay interest due.]

[The Class [   ] Certificates are principal-only certificates and will not be entitled to payments of interest.]

See “Description of the Certificates—Distributions of Interest” in this prospectus supplement.

Priority of Interest Payments

In general, on each distribution date, the interest remittance amount, which is the amount of interest collected from the mortgage loans during the collection period related to the distribution date minus the amount of any [servicing fees][other fees], will be distributed in the following order of priority:

first, [to the Class [   ] Certificates, the amount of [   ]];

second, [to the Class [   ] Certificates, the amount of [   ]]; and

[   ], [any remaining interest after payments as described above will be paid to the certificates as [excess interest]].

[The Interest Rate Swap Agreement/Cap Agreement

[   ] will enter into an [interest rate swap agreement/cap agreement] with [       ], as [swap/cap] counterparty. Under the [interest rate swap agreement/cap agreement], [describe swap agreement].

See [   ] in this prospectus supplement.]

[A graphic illustration of interest payment priority to be provided to the extent such illustration enhances the disclosure of the interest payment priority.]

Principal Payments

Amounts Available for Principal Payments

The amount of principal payable on the [   ] certificates will be determined by (1) formulas that allocate portions of principal payments received on the mortgages loans between [mortgage pools] [different certificate classes], (2) funds received on the mortgage loans that are available to make payments on the certificates, (3) [the application of excess interest from each mortgage pool to pay principal on the certificates and (4) [the amount of principal received on the mortgage loans that is released to the residual certificate, calculated as described in this prospectus supplement].

Priority of Principal Payments

In general, on each distribution date, the principal remittance amount, which is the amount of principal collected from the mortgage loans during the collection period related to the distribution date, including prepayments, liquidation proceeds and amounts from mortgage loans repurchased from the trust fund, minus the amount of any [expenses of the trustee][other expenses], will be distributed in the following order of priority:

first, [to the Class [   ] Certificates, the amount of [   ]];

second, [to the Class [   ] Certificates, the amount of [   ]]; and

[   ], [any remaining principal after payments as described above will be paid to the certificates as [excess cashflow]].

[A graphic illustration of principal payment priority to be provided to the extent such illustration enhances the disclosure of the principal payment priority.]

Trigger Events

The manner of allocating payments of principal on the mortgage loans will differ, as described above, depending upon the occurrence of several different events or triggers:

•

[describe any applicable events or triggers];

See “Description of the Certificates — Distributions of Principal” and “Glossary of Defined Terms” in this prospectus supplement.

Limited Recourse

The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund.  The trust fund will have no other source of cash other than collections and recoveries of the mortgage loans through insurance or otherwise [if applicable, describe any cap or derivatives providing support] [if applicable, describe any pool or certificate guaranty insurance policy].  No other entity will be required or expected to make any payments on the certificates [other than [   ] with respect to the guaranty insurance policy].

Exchangeable Certificates

On each distribution date when exchangeable certificates are outstanding, principal distributions from the applicable related certificates are allocated to the related exchangeable certificates that are entitled to principal.  The payment characteristics of the classes of exchangeable certificates will reflect the payment characteristics of their related classes of regular certificates. Annex [   ] shows the characteristics of the exchangeable certificates and the combinations of certificates and exchangeable certificates.

See “Description of the Certificates—Exchangeable Certificates—Procedures" in this prospectus supplement and "Description of the Securities—Exchangeable Securities" in the prospectus for a description of exchangeable certificates and exchange procedures and fees.

Enhancement of Likelihood of Payment on the Certificates

The payment structure of this securitization includes [forms of credit enhancement to be described as applicable].  [The [   ] certificates will [be insured by a] [not be insured by any] financial guaranty insurance policy.]  [Name of financial guaranty insurance policy to be provided if applicable.]

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Credit Enhancement” in this prospectus supplement for a detailed description of the forms of credit enhancement available to the certificates.

[Subordination of Payments

Payments of interest and principal will each be made to holders of each class of offered certificates before payments are made to the holder of the [REMIC] residual certificate.  In addition, certificates with an “A” in their class designation will have a payment priority as a group over other certificates.  Class [   ] certificates will have a payment priority over class [   ] certificates, and class [   ] certificates will have a payment priority over class [   ] certificates.

These payment priorities are intended to increase the likelihood that the holders of class [  ] certificates and, to a lesser extent, the holders of class [  ] certificates, will receive regular payments of interest and principal.

See “Description of the Certificates—Credit Enhancement—Subordination” in this prospectus supplement.]

[Allocation of Losses

As described in this prospectus supplement, amounts representing losses on the mortgage loans (to the extent that those losses exceed excess interest and any overcollateralization, as described in this prospectus supplement) will be applied to reduce the principal amount of the [    ] class of certificates still outstanding that has the lowest payment priority, until the principal amount of that class of certificates has been reduced to zero.  For example, losses in excess of overcollateralization and excess interest will first be allocated in reduction of the principal amount of the Class [    ] Certificates until it is reduced to zero, then in reduction of the principal amount of the Class [    ] Certificates until it is reduced to zero.  If a loss has been allocated to reduce the principal amount of a [   ] certificate, it is unlikely that investors will receive any payment in respect of that reduction [except in the case of those certificates covered by the guaranty insurance policy as described below].

[A graphic illustration of allocation of losses to be provided to the extent such illustration enhances the disclosure of the allocation of losses.]

See “Description of the Certificates—Credit Enhancement—Application of Realized Losses” in this prospectus supplement.]

[Excess Interest

The mortgage loans bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the [    ] certificates and [   ].  This “excess interest” received from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to maintain the required level of overcollateralization.

In general, on each distribution date, any excess interest will be distributed in the following order of priority:

first, [to the Class [   ] Certificates, the amount of [   ]];

second, [to the Class [   ] Certificates, the amount of [   ]]; and

[   ], [any remaining excess interest after payments as described above will be paid to the [residual] certificates.

[A graphic illustration of any excess interest distribution to be provided to the extent such illustration enhances the disclosure of the application of excess interest.]

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Credit Enhancement—Excess Interest” in this prospectus supplement.]

[Overcollateralization

On the closing date, the total principal balance of the mortgage loans in the trust is expected to exceed the total principal amount of the certificates by approximately $[    ], which represents [    ]% of the total principal balance of the mortgage loans in the trust fund as of [    ].  This condition is referred to in this prospectus supplement as “overcollateralization.”  Thereafter, to the extent described in this prospectus supplement, a portion of excess interest may be applied to pay principal on the certificates to the extent needed to maintain the required level of overcollateralization.  We cannot, however, assure you that sufficient interest will be generated by the mortgage loans to maintain any level of overcollateralization.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Credit Enhancement—Overcollateralization” in this prospectus supplement.]

[Limited Cross-Collateralization

Under certain limited circumstances, principal payments on the mortgage loans in [a pool] may be distributed as principal to holders of the [   ] certificates corresponding to [another pool or pools].

If the [   ] certificates relating to one pool have been retired, then principal payments on the mortgage loans relating to the retired [   ] certificates will be distributed to the remaining [   ] certificates of the other [pool or pools], if any, before being distributed to the [   ] certificates.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Distributions of Principal” in this prospectus supplement.]

[Interest Rate Swap Agreement

Any net swap payment received under the [interest rate swap agreement] will be applied to pay interest shortfalls, maintain overcollateralization and cover losses, as described in this prospectus supplement.

See “Description of the Certificates—Supplemental Interest Trust—Interest Rate Swap Agreement” and “—Application of Deposits and Payments Received by the Supplemental Interest Trust” in this prospectus supplement.]

[[Certificate] [Pool] Insurance Policy

The [   ] [certificate][pool] guaranty insurance policy will guarantee certain interest and principal payments to holders of [   ] Certificates under the instances described in this prospectus supplement.  [No other classes of certificates will benefit from the certificate guaranty insurance policy.]

For information about [   ] and for a more detailed discussion of the [   ] guaranty insurance policy, see “The [Certificate] [Pool] Insurance Policy” in this prospectus supplement.

Fees and Expenses

Before payments are made on the certificates, the servicer will be paid a monthly fee calculated either as [    ]% annually.

The trustee will be paid [   ].

[describe other fees to be paid to any master servicer, securities administrator and credit risk manager, as applicable].

In each case, the fees described above will be paid to the related party from amounts received on the mortgage loans, before payments of any amounts to certificateholders. The [servicer’s] fees will be paid prior to the payment of other fees. [The other parties will be paid their fees simultaneously on a proportionate basis.]

Expenses of the servicer[, the custodians, the master servicer and the securities administrator] will be reimbursed before payments are made on the certificates.  Expenses of the trustee will be reimbursed up to $[    ] annually before payments of interest and principal are made on the certificates; any additional unpaid expenses above $[    ] in any year will be paid to the trustee to the extent of any remaining interest remittance amount after all payments of interest on the certificates.

See “Fees and Expenses of the Trust Fund” in this prospectus supplement.

Final Scheduled Distribution Date

The final scheduled distribution date for the offered certificates will be the applicable distribution date specified in the table on page S-[   ].  The final scheduled distribution date for the [      ] certificates is based upon [      ].  The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially earlier, than the applicable final scheduled distribution date.

[The NIMS Insurer

One or more insurance companies, referred to herein collectively as the NIMS Insurer, may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust or other special purpose entity and secured by all or a portion of the [   ] Certificates.  In that event, the NIMS Insurer will be able to exercise rights which could adversely affect certificateholders.

We refer you to “Risk Factors—Rights of the NIMS Insurer May Affect Certificates” in the prospectus for additional information concerning the NIMS Insurer.]

The Mortgage Loans

On the closing date, which is expected to be on or about [     ], the assets of the trust will consist primarily of [one pool] [pools of] [describe mortgage pool(s)] mortgage loans with a total principal balance as of the cut-off date of approximately $[    ].  The mortgage loans will be secured by [mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages].

The depositor expects that the mortgage loans will have the following characteristics as of the cut-off date:

[Aggregate] [Pool __ ] Mortgage Loan Summary

	Range or Total	Weighted Average	Total Percentage(1)

Number of Mortgage Loans
Number of Fixed Rate Mortgage Loans
Number of Adjustable Rate Mortgage Loans
Total Scheduled Principal Balance
Scheduled Principal Balances
Mortgage Rates
Original Terms to Maturity (in months)
Remaining Terms to Maturity (in months)
Original Combined Loan-to-Value Ratios
Number of Second Lien Mortgage Loans
Number of Interest-Only Mortgage Loans
Number of Balloon Mortgage Loans
Geographic Distribution in Excess of 10.00% of the Total Scheduled Principal Balance:
Number of Mortgage Loans in [ ]
Number of Mortgage Loans in the Maximum Single Zip Code Concentration
Credit Scores
Number of Mortgage Loans with Prepayment Premiums or Lockout Fees at Origination
Gross Margins(2)
Maximum Mortgage Rates(2)
Minimum Mortgage Rates(2)
Months to Next Mortgage Rate Adjustment(2)
Initial Caps(2)
Periodic Caps(2)

(1)

Percentages calculated based on the total principal balance of the mortgage loans.

(2)

The weighted average is based only on the adjustable rate mortgage loans in [   ] pool[s].

[In addition, approximately [   ] mortgage loans, with a total principal balance as of the cut-off date of approximately $[         ], which represents approximately [    ]% of the mortgage loans, are represented by participation interests in mortgage loans.  The depositor expects that the participation interests will have the following characteristics as of the cut-off date:  [         ].]

[The mortgage loans held by the trust will not be insured or guaranteed by any government agency.]

Servicing of the Mortgage Loans

[The mortgage loans will be master serviced by [       ].  The master servicer will oversee the servicing of the mortgage loans by the servicer[s].]  Primary servicing may subsequently be transferred to servicers other than the initial servicer[s], in accordance with the trust agreement and the servicing agreement, as described in this prospectus supplement.

[[    ] will retain certain rights relating to the servicing of the mortgage loans, including the right to terminate and replace any servicer, at any time, without cause, in accordance with the terms of the trust agreement and the applicable servicing agreement, which, among other things, generally requires payment of a termination fee.]

See “The Master Servicer,” “The Servicer” and “Mortgage Loan Servicing” in this prospectus supplement.

[The Pre-Funding Arrangement

On the closing date, approximately $[         ] , which represents [         ]% of the mortgage pool assets, will be deposited by [        ] in a pre-funding account maintained by [          ].  It is intended that additional subsequent mortgage loans will be sold to the trust fund by the depositor from time to time, from [       ] until [       ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional mortgage loans if applicable.]]

[See “Description of the Mortgage Pools—Conveyance of Subsequent Mortgage Loans” in this prospectus supplement.]

[The Revolving Period

On each distribution date during the revolving period (i.e. from the closing date until [    ]), the depositor may direct the trustee to purchase from the depositor for inclusion in the trust fund additional mortgage loans, up to an aggregate maximum purchase price of $[    ] , which represents approximately [    ]% of the total principal balance of the mortgage pool[s] as of the cut-off date.  If the depositor so directs, the [trustee] [securities administrator]will deposit all or a portion of the amount of [interest] [principal] payable on the mortgage loans [from each mortgage pool] that would otherwise be made to certificateholders into a separate revolving account established for the [related] mortgage pool, and will apply deposits in the revolving account to fund the purchase of those additional mortgage loans [to be included in that mortgage pool], provided certain other conditions are satisfied at the time of purchase.  Funds on deposit in the revolving account may only be applied to acquire additional mortgage loans for the [related] mortgage pool.  The additional mortgage loans will have the same general characteristics as the [related] mortgage pool described in this prospectus supplement.

 [See “Description of the Mortgage Pools—Acquisition by the Trustee of Additional Mortgage Loans” in this prospectus supplement.]

Optional Purchase of the Mortgage Loans

[               ], [with the prior written consent of [     ], which consent may not be unreasonably withheld,] may purchase the mortgage loans and the other assets of the trust fund on or after the initial optional termination date, which is the distribution date following the month in which the total principal balance of the mortgage loans [(determined in the aggregate rather than by pool)] declines to less than [   ]% of the initial total principal balance of the mortgage loans as of the cut-off date.  If [            ] does not exercise that option, [           ]  may purchase the mortgage loans.

[If the mortgage loans in any pool and the other assets of the pool are purchased, the certificateholders of the related classes of certificates will be paid [   ].]

[If the option to purchase the mortgage loans is not exercised on the initial optional termination date, then, beginning with the next distribution date and thereafter, the interest rates on the offered certificates will be increased as described in the table on page S-[  ].]

See “Description of the Certificates—Optional Purchase of Mortgage Loans” in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans upon an optional purchase.  [See “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments” in this prospectus supplement for a description of the increased interest rates to be paid on the certificates after the initial optional termination date.]

Mandatory Auction Call of the Certificates

On [               ], [       ] will act as auction administrator and will solicit bids for purchase of the certificates in the secondary market from dealers and institutional investors.  If bids are received for the entire amount of the certificates subject to the mandatory auction, then the auction will have been successful and the certificates will be sold to the highest bidders.  The mandatory auction will close if sufficient bids are received covering all of the certificates that are subject to the mandatory auction, and if the market value swap agreement covers any shortfall from par.  If these conditions are not met, then the auction will have failed and the original investors will retain their certificates.  If these conditions are met, then the auction will close, and the original investors will be obligated to tender their certificates and will receive the required par purchase price.

See “Description of the Certificates—Mandatory Auction Call of the Certificates” in this prospectus supplement for a description of the terms of a mandatory auction..]

[Financing

An affiliate of Lehman Brothers Inc. has provided financing for certain of the mortgage loans. A portion of the proceeds of the sale of the certificates will be used to repay the financing.]

Tax Status

[To be described as applicable.]

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

[To be provided as applicable.]

ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans.  Because of the complexity of regulations that govern these plans, you are encouraged to consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any certificates.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The certificates will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should also consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Certificates

The certificates offered by this prospectus supplement will initially have the ratings from [       ] set forth in the table on page S-[  ].

See “Ratings” in this prospectus supplement for a more complete discussion of the certificate ratings and “Risk Factors—Ratings on the Securities are Dependent on Assessments by the Rating Agencies” in the prospectus.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered certificates.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

[Risks Related to Higher Expected Delinquencies of the Mortgage Loans]

Changes in the values of mortgaged properties related to the mortgage loans may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the trust fund than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans.

See “Description of the Mortgage Pool—General” in this prospectus supplement for a description of the characteristics of the mortgage loans and “The Originators and the Underwriting Guidelines” for a general description of the underwriting guidelines applied in originating the mortgage loans.

[Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates]

[The [    ] certificates will accrue interest at an interest rate that adjusts monthly based on the [one-month LIBOR] index plus a specified margin.  However, the interest rates on these [    ] certificates are subject to a limitation, generally based on the weighted average interest rate of the mortgage loans, net of certain allocable fees and expenses of the trust fund. [    ] of the mortgage loans to be included in each mortgage pool will have interest rates that either are [fixed] [or adjust semi-annually] based on a [six-month LIBOR] index, as described in “Description of the Mortgage Pool—The Indices.”

[The adjustable rate mortgage loans in each mortgage pool may also have periodic maximum and minimum limitations on adjustments to their interest rates, and all of these adjustable rate mortgage loans will have the first adjustment to their interest rates [    ] after their first payment dates. As a result, the [    ] certificates may accrue less interest than they would accrue if their interest rates were solely based on the [one-month LIBOR] index plus the specified margin.]

A variety of factors could limit the interest rates and adversely affect the yield to maturity on, and market value of, the certificates. Some of these factors are described below.
• [Describe different adjustment periods between the certificates and the mortgage assets]
• [Describe different indices between the certificates and the mortgage assets]
• [Describe a reduction of interest rates on the certificates due to net funds cap limitations]
• [Describe how the recovery of basis risk shortfalls may be limited]
• [Describe any additional interest rate or yield factors that may apply]

See “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments,” “Description of the Certificates—Distributions of Interest” and “—Credit Enhancement—Overcollateralization” in this prospectus supplement.  See also “Risk Factors—Mortgage Loan Interest Rates May Limit Interest Rates on the Variable Rate Securities” in the prospectus.  For a general description of the interest rates of the mortgage loans, see “Description of the Mortgage Pool” in this prospectus supplement.]

Risks Related to Potential Inadequacy of Credit Enhancement and Other Support

The [excess interest], [overcollateralization], [subordination], [loss allocation] and [limited cross-collateralization] features, [together with] [the interest rate swap agreement] [and for the benefit of the [    ] Certificates only, the cap agreement], all as described in this prospectus supplement, are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

[Excess Interest and Overcollateralization.  On the closing date, the total principal balance of the mortgage loans will exceed the total principal amount of the [    ] certificates by approximately $[    ], which is equal to [    ]% of the aggregate principal balance of the mortgage loans as of the cut-off date. This excess is referred to in this prospectus supplement as “overcollateralization” and will be available to absorb losses. We cannot assure you, however, that the mortgage loans, [together with amounts available from the interest rate swap agreement,] will generate enough excess interest to maintain this overcollateralization level as set by the rating agencies. The following factors will affect the amount of excess interest that the mortgage loans will generate:

• [Describe the effect of prepayments]
• [Describe defaults, delinquencies and liquidations]
• [Describe increases in the index related to any mortgage risk]
• [Describe any additional factors that may apply]
See “Description of the Certificates—Credit Enhancement—Overcollateralization” in this prospectus supplement.]

[The Interest Rate Swap Agreement.  Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and repay losses. However, no amounts will be payable to the supplemental interest trust by the swap counterparty unless the floating amount owed by the swap counterparty on a distribution date exceeds the fixed amount owed to the swap counterparty. This will not occur except in periods when [one-month LIBOR] (as determined pursuant to the interest rate swap agreement) exceeds the applicable rate of payment owed by the trust fund, which will range from [    ]% to [    ]% per annum on the scheduled notional amount as described in this prospectus supplement. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization, pay interest shortfalls or repay losses on the mortgage loans.

See “Description of the Certificates—Supplemental Interest Trust—Interest Rate Swap Agreement” in this prospectus supplement.  See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]

[The Cap Agreement.  Any amounts received under the cap agreement will be applied as described in this prospectus supplement to pay certain interest amounts on the [    ] Certificates resulting from application of the applicable net funds cap. We cannot assure you that any amounts will be received under the cap agreement.

See “Description of the Certificates—Distributions of Interest—The Cap Agreement” in this prospectus supplement.]

[Subordination and Allocation of Losses.  If the applicable subordination is insufficient to absorb losses, then certificateholders will likely incur losses and may never receive all of their principal payments. You should consider the following:

•

if you buy a Class [    ] Certificate and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ] Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class [    ] Certificates by the amount of that excess;

•

if you buy a Class [    ] Certificate and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ] and Class [    ] Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class [    ] Certificates by the amount of that excess; and

•

if you buy a Class [    ] Certificate and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ], Class [    ] and Class [    ] Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class [    ] Certificates by the amount of that excess.

[Losses on the mortgage loans will not reduce the principal amount of the senior certificates.]

If overcollateralization is maintained at the required amount and the mortgage loans generate interest in excess of the amount needed to pay interest and principal on the certificates, the fees and expenses of the trust fund [and any swap payments owed to the swap counterparty], then excess interest will be used to pay you and other certificateholders the amount of any reduction in the principal amounts of the certificates caused by application of losses. These payments will be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal amount was reduced because of the application of losses.

See “Description of the Certificates—Credit Enhancement—Subordination” and “—Application of Realized Losses” in this prospectus supplement.]

[Limited Cross-Collateralization.  Principal payments on the [    ] certificates will depend, for the most part, on collections on the mortgage loans in the related mortgage pool. However, the [    ] certificates will have the benefit of credit enhancement in the form of overcollateralization and subordination from [each] mortgage pool. That means that even if the rate of losses on mortgage loans in the mortgage pool related to any class of senior certificates is low, losses in the unrelated mortgage pool[s] may reduce the loss protection for those certificates.]

See “Risk Factors—Potential Inadequacy of Credit Enhancement” in the prospectus.]
[Risks Related to the Interest Rate Swap Agreement]

[Any net swap payment payable to the swap counterparty under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce payments of interest on the certificates.  The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the certificates.

In the event that the trust fund, after application of all interest and principal received on the mortgage loans, cannot make the required net swap payments to the swap counterparty, a swap termination payment as described in this prospectus supplement will be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of the interest rate swap agreement will reduce amounts available for distribution to certificateholders.

See “Description of the Certificates—Distributions of Interest,” “—Distributions of Principal” and “—Supplemental Interest Trust” in this prospectus supplement.  See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]

[Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Certificates]

As of the date of this prospectus supplement, the [swap counterparty] [cap counterparty] currently has the ratings described under “Description of the Certificates—Supplemental Interest Trust—The [Swap][Cap] Counterparty.” The ratings of the [    ] certificates are dependent in part upon the credit ratings of the [swap counterparty] [cap counterparty]. If a credit rating of the [swap counterparty] [cap counterparty] is qualified, reduced or withdrawn and the [swap counterparty] [cap counterparty] does not post collateral securing its obligations under the interest rate [swap][cap] agreement or a substitute counterparty is not obtained in accordance with the terms of the interest rate [swap][cap] agreement, the ratings of the [    ] certificates may be qualified, reduced or withdrawn. In that event, the value and marketability of those certificates will be adversely affected.

See “Description of the Certificates—Supplemental Interest Trust—Interest Rate [Swap][Cap] Agreement” in this prospectus supplement.  See also “Risk Factors—Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Certificates” in the prospectus.]

[Special Risks for Certain Classes of Certificates

The [    ] Certificates are [interest-only][principal-only] certificates.  These certificates have yields to maturity (or early termination)– the yield you will receive if you hold a certificate until it has been paid in full – that are highly sensitive to prepayments on the related mortgage loans.

If you purchase the [    ] Certificates, you should consider the risk that you may receive a lower than expected yield and may not fully recover your initial investment if the mortgage loans experience a [faster][slower] than expected rate of prepayments.  Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the seller and its affiliates and the servicer, as described under “Yield, Prepayment and Weighted Average Life” in this prospectus supplement.

Exercise by the [master] servicer of its right to purchase the mortgage loans, as described under “Description of the Certificates—Optional Termination of the Trust Fund,” will adversely affect the yields on the [    ] Certificates.

See “Yield, Prepayment, and Weighted Average Life” in this prospectus supplement for a description of factors that may affect the sensitivity of these certificates’ yield to maturity.  See also “Risk Factors—Special Risks for Certain Classes of Securities” in the prospectus.]

Higher Risk of Loss on Loans Secured by Non-Owner Occupied Properties

Approximately [    ]% of the mortgage loans are secured by commercial properties, or by properties, including improved and unimproved land, held by borrowers for investment. These mortgage loans may present a greater risk of loss, and the unimproved land may present a significantly greater risk of loss, if a borrower experiences financial difficulties, because these borrowers may be more likely to default on a mortgage loan secured by non-owner occupied property than a mortgage loan secured by property in which the borrower occupies a portion or all of the related commercial property [or properties].

[Unimproved land generates no current income to support payment of the related mortgage loan and other expenses, may prove to be unsuitable for its intended purposes and may be difficult to sell for an amount at least equal to the unpaid principal balance of the related mortgage loan.]

[Special Default Risk of Second Lien Mortgage Loans]

[Approximately [    ]% of the mortgage loans are secured by second liens on the related mortgaged properties. These second lien mortgage loans are subordinate to the rights of the mortgagee under the related first lien mortgage loans and may present special risks upon default of any second lien mortgage loans.

See “Risk Factors—Special Default Risk of Second Lien Mortgage Loans” and “—Risks Related to Simultaneous Second Liens and Other Borrower Debt” in the prospectus.]
Risks Related to Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

Borrowers may prepay their mortgage loans in whole or in part at any time; however, approximately [    ]% of the mortgage loans require the payment of a prepayment premium or a lockout fee in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from [    ] to[    ] after origination. These prepayment premiums or lockout fees may discourage borrowers from prepaying their mortgage loans during the applicable period.

A prepayment of a mortgage loan will usually result in a payment of principal on the certificates, and, depending on the type of certificate and the price investors paid for that certificate, may affect the yield on that certificate.

[See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Unpredictability and Effect of Prepayments” in the prospectus for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.]

[Risks Related to Mortgage Loans with Interest-Only Payments]

Approximately [    ]% of the mortgage loans provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of [    ] years following origination. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the related mortgage interest rate.

The interest-only mortgage loans may present special default and prepayment risks, particularly for certificates purchased at a discount.

See “Yield, Prepayment and Weighted Average Life—General” in this prospectus supplement and “Risk Factors—Risks Related to Mortgage Loans with Interest-Only Payments” and “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.]

[Delinquencies Due to Servicing Transfer]

[As described in this prospectus supplement, servicing of approximately [    ]% of the mortgage loans initially serviced by [    ] will be transferred to one or more other servicers on or about [    ]. It is also possible that servicing of mortgage loans may be transferred in the future in accordance with the provisions of the [trust agreement] [servicing agreement] as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under the related servicing agreement, (2) the exercise by the seller of its right to terminate one or more servicers without cause upon [    ] written notice, (3) with respect to certain servicers, the occurrence of certain mortgage loss and delinquency triggers, or (4) the transfer of severely delinquent loans for servicing by a special servicer.

Disruptions resulting from servicing transfers may affect the yield of the certificates.
See “The Servicer” and “Mortgage Loan Servicing” in this prospectus supplement and “Risk Factors—Delinquencies Due to Servicing Transfer” in the prospectus.]
Risks Related to Geographic Concentration of Mortgage Loans

Approximately [    ]% of those mortgage loans are secured by properties located in [    ]. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in [    ] because certain conditions in that state will have a disproportionate impact on the mortgage loans in general.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Geographic Concentration of the Mortgage Loans” in the prospectus. For additional information regarding the geographic concentration of the mortgage loans to be included in each mortgage pool, see the geographic distribution tables in Annex A of this prospectus supplement.

Greater Risk Involving Certain Property Types

Approximately [   ]% of the mortgage loans are secured by liens on fee simple and/or leasehold interests in various types of commercial property.  Mortgage loans secured by commercial property may result in higher losses as a result of delinquency, foreclosure or repossession than loans secured by single-family property.  If these losses are greater than expected, and credit support is not available to absorb the losses, investors in the certificates could suffer a loss on their investment.

Less Reliable Prepayment Loss and Foreclosure Information For Newly Originated Mortgage Loans

Some of the mortgage loans in the trust are of relatively recent origin.  As a result, reliable prepayment, loss and foreclosure statistics for these mortgage loans may not be available, and the rating agencies may have difficulty in estimating potential losses on the mortgage loans.  If losses on these mortgage loans are greater than expected, investors in the certificates may experience a loss on their investment.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

Violations of certain federal, state or local laws and regulations relating to unfair and deceptive practices and debt collection practices may limit the ability of the servicer to collect all or part of the principal of or interest on the related mortgage loans and, in addition, could subject the trust fund to damages and administrative enforcement.

See “Risk Factors—Violations of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans” in the prospectus.
Environmental Risks

Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to ensure payment of the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against the property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, a lender may be liable, as an “owner” or “operator,” for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner.

See “Legal Aspects of Loans—Environmental Considerations” in the prospectus.

A lender also risks such liability on foreclosure of the mortgage. Any such lien arising with respect to a mortgaged property would adversely affect the value of the mortgaged property and could make impracticable foreclosure on the mortgaged property in the event of a default by the related borrower. In addition, certain environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead paint, radon or other hazardous substances.

Certain of the Mortgage Loans will be covered by a limited environmental insurance policy, as described under “Description of the Mortgage Pool—General” in this prospectus supplement.

[Additional risk factors to be provided as applicable.]

Glossary

A glossary of defined terms used in this prospectus supplement begins on page S-[    ]. Any terms used in this prospectus supplement and not defined in the glossary are defined in the accompanying prospectus.

Description of the Certificates

General

[The Series [    ] Mortgage Pass-Through Certificates will consist of the following Classes:

•

the Class [  ] Certificates,

•

the Class [    ] Certificates, and

•

the Class R Certificate.

Only the Offered Certificates are offered hereby.]

The Certificates will evidence the entire beneficial ownership interest in the Trust Fund.  The Trust Fund will generally consist of:

•

the Mortgage Loans;

•

deposits in the Certificate Account made in respect of the Mortgage Loans;

•

property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure; and

•

any applicable insurance policies and all proceeds thereof.

[In addition, the Certificates will represent beneficial ownership interests in the Supplemental Interest Trust, the primary asset of which will be the Swap Agreement described under “—Supplemental Interest Trust—Interest Rate Swap Agreement,” and all proceeds thereof.]

Each class of Offered Certificates will be issued in the respective approximate Class Principal Amount specified in the table on page S-1 and will accrue interest at the respective Interest Rate specified in the table on page S-1 and as further described under “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments.” The REMIC residual certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described herein.  The original Class Certificate Principal Amount of the Offered Certificates may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined herein) of the Mortgage Loans is increased or decreased as described under “Description of the Mortgage Pool” herein.

Distributions on the Offered Certificates will be made on the [25th] day of each month (or, if the [25th] day is not a Business Day the next succeeding Business Day), commencing [     ], to Certificateholders of record on the immediately preceding Record Date.

[For purposes of allocating distributions of principal and interest on the Senior Certificates, (1) the Group [    ] Certificates will relate to, and generally will be limited to collections from, the Pool [    ] Mortgage Loans and (2) the Group [    ] Certificates will relate to, and generally will be limited to collections from, the Pool [    ] Mortgage Loans. However, holders of each class of [    ] Certificates will receive the benefit of Monthly Excess Interest generated by each Mortgage Pool and, to a limited extent, certain principal payments generated by the Mortgage Pool unrelated to that class. Holders of [    ] Certificates will be entitled to receive distributions based upon principal and interest collections from each Mortgage Pool, but such rights to distributions will be subordinate to the rights of the holders of the [    ] Certificates to the extent described herein.]

[The [    ] Certificates will be entitled to Monthly Excess Cashflow, if any, remaining after required distributions are made to the [    ] Certificates and to pay certain expenses of the Trust Fund (including payments to the [Swap Counterparty]). The [    ] Certificates will solely be entitled to receive all Prepayment Premiums and Lockout Fees received in respect of the Mortgage Loans from each Mortgage Pool and, accordingly, such amounts will not be available for distribution to the holders of the other classes of Certificates or to the Servicer as additional servicing compensation.  The [    ] Certificates will represent the remaining interest in the assets of the Trust Fund after the required distributions are made to all other classes of Certificates and will evidence the residual interest in the REMICs.]

[[    ] will initially hold the Class P and Class X Certificates and intends to enter into a NIMS Transaction.  The NIM Securities issued in the NIMS Transaction may be insured by a NIMS Insurer. If the NIM Securities are so insured, the NIMS Insurer will have certain rights under the Trust Agreement and the Servicing Agreement as described herein.]

Distributions on the Offered Certificates will be made on the Distribution Date to Certificateholders of record on the applicable record date specified in the table on page S-2. Distributions on the Offered Certificates will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided, that the final distribution in respect of any Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Trustee. See “The Trust Agreement—The Trustee” herein.

Book-Entry Registration

The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants. Each class of Book-Entry Certificates will be represented by one or more Global Securities that equal in the aggregate the initial Class Principal Amount of the related class registered in the name of the nominee of DTC. The Offered Certificates will be issued in minimum denominations in the principal amounts and the incremental denominations in excess thereof specified in the table on page S-2.

Beneficial Owners of the Book-Entry Certificates will hold their Certificates through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates that equal the initial Class Principal Amount of the related class of Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries names on the books of DTC. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate. Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. See “Description of the Securities—Book-Entry Registration” in the prospectus.

Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

For information with respect to tax documentation procedures relating to the Book-Entry Certificates, see “Material Federal Income Tax Considerations—Taxation of Securities Treated as Debt Instruments” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex A to in the prospectus.

[Exchangeable Certificates

General.  All or a portion of the Exchangeable Certificates may be exchanged for a proportionate interest in the related Exchangeable Certificates in the combinations shown in Annex [    ].  All or a portion of the Exchangeable Certificates may also be exchanged for the related offered certificates in the same manner.  This process may occur repeatedly.

The classes of offered certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding principal balances and notional amounts of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur.  Offered Certificates and Exchangeable Certificates in any combination may be exchanged only in the proportion that the original principal balances of such certificates bear to one another as  shown in Annex [   ].

Holders of Exchangeable Certificates will be the beneficial owners of a proportionate interest in the certificates in the related Combination Group and will receive a proportionate share of the distributions on those certificates.

Procedures.  If a Certificateholder wishes to exchange certificates, the Certificateholder must notify the [Trustee][Securities Administrator][Certificate Registrar] by [   ] at [   ] or [   ] no later than [   ] Business Days before the proposed exchange date.  The exchange date can be any Business Day other than the first or last Business Day of the month subject to the [Trustee’s][Securities Administrator’s] [Certificate Registrar’s] approval.  The notice must be on the Certificateholder’s letterhead, carry a medallion stamp guarantee and set forth the following information:  the CUSIP number of both certificates to be exchanged and certificates to be received, outstanding principal balance and/or notional amount and the original principal balance and/or notional amount of the certificates to be exchanged, the Certificateholder’s DTC participant number and the proposed exchange date.  After receiving the notice, the [Trustee][Securities Administrator][Certificate Registrar] will [e-mail] the Certificateholder with wire payment instructions relating to the exchange fee.  The Certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the Certificates.  A notice becomes irrevocable on the [    ] Business Day before the proposed exchange date.

In connection with each exchange, the Certificateholder must pay the [Trustee][Securities Administrator][Certificate Registrar] a fee equal to [   ].  In no event, however, will the fee be either less than $[    ] or greater than $[    ].

The [Trustee][Securities Administrator] will make the first distribution on an offered certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the following month to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations.  The characteristics of the Exchangeable Certificates will reflect the characteristics of the related offered certificates.  Investors should also consider a number of factors that will limit a Certificateholder’s ability to exchange offered certificates for Exchangeable Certificates and vice versa:

•

At the time of the proposed exchange, a Certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange.

•

A Certificateholder that does not own the certificates may be unable to obtain the necessary offered certificates or Exchangeable Certificates.

•

The Certificateholder of needed certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•

Certain certificates may have been purchased or placed into other financial structures and thus be unavailable.

•

Principal distributions will decrease the amounts available for exchange over time.

•

Only the combinations listed on Annex [   ] are permitted.]

Distributions of Interest

Calculation of Interest.  The amount of interest distributable on each Distribution Date in respect of each class of Offered Certificates will equal [    ] for such class and for such date. Interest will accrue on the Offered Certificates on the basis of [    ].

The Interest Rate for each class of Offered Certificates will be the applicable annual rate described under “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments.” [The Interest Rate for the Class [    ] Certificates will be the lesser of (1) LIBOR plus [     ] and (2) the Subordinate Net Funds Cap.]

[Basis Risk Shortfalls. With respect to each Distribution Date and any class of [    ] Certificates, such class will be entitled to the amount of any Basis Risk Shortfall or Unpaid Basis Risk Shortfall with interest thereon at the applicable Interest Rate (calculated without regard to the applicable Net Funds Cap) before the holders of the [    ] Certificates are entitled to any distributions. The [    ] Certificates will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall from Monthly Excess Cashflow, treated as paid from, and to the extent such funds are on deposit in, the Basis Risk Reserve Fund [and any amounts received under the Swap Agreement]. See “—Credit Enhancement—Application of Monthly Excess Cashflow” [and “—Supplemental Interest Trust—Interest Rate Swap Agreement”] below.  The source of funds on deposit in the Basis Risk Reserve Fund will be limited to (1) an initial deposit of $1,000 by the Sponsor and (2) certain amounts that would otherwise be distributed to the [    ] Certificates. Notwithstanding the foregoing, the amount of any Basis Risk Shortfall for any class of [    ] Certificates in respect of any Distribution Date may not exceed the amount, if any, by which (x) the amount payable at the applicable Maximum Interest Rate exceeds (y) the amount payable at the applicable Net Funds Cap.

The amount of Monthly Excess Cashflow distributable with respect to the [    ] Certificates on any Distribution Date will be reduced by the amount of any Basis Risk Payment not satisfied from amounts, if any, on deposit in the Basis Risk Reserve Fund.]

Interest Distribution Priorities.

The Interest Remittance Amount will be distributed on each Distribution Date concurrently, as follows:

(1)

[on any Distribution Date during the Revolving Period, to the Revolving Account, the purchase price of any Additional Mortgage Loans to be purchased on such Distribution Date;]

(2)

to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

(3)

to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

(4)

to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

(5)

to the Trustee, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Trust Agreement; and

(6)

[for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Interest Remittance Amount remaining undistributed for such Distribution Date.]

[The Cap Agreement.  As of the Closing Date, the Trustee, not individually, but solely in its capacity as Trustee of the Trust Fund, will enter into the Cap Agreement with the Cap Counterparty for the sole benefit of the [    ] Certificates.  The [Depositor] will establish the Cap Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date.  [Describe Cap Agreement.]]

[State whether the significance percentage with respect to the Cap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Cap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Cap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided.  If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

Prepayment Interest Shortfalls. When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received in the applicable Prepayment Period will be distributed to holders of the [    ] Certificates on the Distribution Date following that Prepayment Period.  To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month’s interest on the amount prepaid, a Prepayment Interest Shortfall could result.  [In contrast, in the case of a prepayment in full on a Mortgage Loan serviced by [    ] made in the same month in which such prepayment is distributed to Certificateholders, a Prepayment Interest Excess could result.]

[With respect to prepayments in full or in part, the [Master] Servicer will be obligated to pay Compensating Interest to the extent Prepayment Interest Shortfalls occur.]  See “Mortgage Loan Servicing—Prepayment Interest Shortfalls” herein.  Any Net Prepayment Interest Shortfall will reduce the Interest Remittance Amount available for distribution on the related Distribution Date.]

[Determination of LIBOR

[Description of how LIBOR is set to be provided.]

LIBOR for the first Accrual Period will be[    ]%.]

Distributions of Principal

General.  Distributions of principal on the Senior Certificates will be made primarily from the Principal Distribution Amount for the related Mortgage Pool and secondarily from the Principal Distribution Amount from the unrelated Mortgage Pool, from Monthly Excess Cashflow from each Mortgage Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below and from the Supplemental Interest Trust Amount (if any), as described under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” below. Distributions of principal on the Offered Subordinate Certificates and the Class B2 Certificates will be made primarily from the aggregate of the Principal Distribution Amounts from each Mortgage Pool after distributions of principal have been made on the Senior Certificates, and secondarily from Monthly Excess Cashflow from each Mortgage Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below and from the Supplemental Interest Trust Amount (if any), as described under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” below.

Principal Distribution Priorities.  The Principal Distribution Amount will be distributed on each Distribution Date in the following order of priority:

(1)

[on any Distribution Date during the Revolving Period, to the Revolving Account, the purchase price of any Additional Mortgage Loans to be purchased on such Distribution Date;]

(2)

to the [    ], [    ], and [    ] Certificates, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

(3)

to the [    ] Certificates, until the Class Principal Amount of such class has been reduced to zero;

(4)

to the [    ] Certificates, until the Class Principal Amount of such class has been reduced to zero; and

(5)

[for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Principal Distribution Amount remaining after application pursuant to clauses (1) through (3) above.]

Credit Enhancement

Credit enhancement for each Class of Certificates will take the form of [described as applicable]:

•

[an irrevocable letter of credit]

•

[the subordination of the Subordinate Certificates to the Senior Certificates]

•

[reserve funds]

•

[a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy]

•

[a surety bond or certificate guarantee insurance policy]

•

[the use of cross-support features]

•

[overcollateralization]

•

[excess interest]

•

[an interest rate swap agreement]

[If any credit enhancement provider is liable or contingently liable to provide payments representing 10% or more of the cashflow supporting any class of Certificates, a description of any such credit enhancement provider will be provided, including the name of the credit enhancement provider, the organizational form of the credit enhancement provider and the general character of the business of the credit enhancement provider.]

[If any credit enhancement provider is liable or contingently liable to provide payments representing 10% or more, but less than 20% of the cashflow supporting any class of Certificates, financial data with respect to any such credit enhancement provider as required by Item 301 of Regulation S-K will be provided, and if any credit enhancement provider is liable or contingently liable to provide payments representing 20% or more of the cashflow supporting any class of Certificates, financial statements of any such credit enhancement provider meeting the requirements of Regulation S-X will be provided.]

Application of Realized Losses.  Realized Losses on the Mortgage Loans will have the effect of reducing amounts distributable in respect of, first, the [    ] Certificates [(both through the application of Monthly Excess Cashflow to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Distribution Date)]; second, the [    ] Certificates; third, the [    ] Certificates; and fourth, the[    ] Certificates, before reducing amounts distributable in respect of the Senior Certificates.

To the extent that Realized Losses are incurred, those Realized Losses will reduce the Pool Balance[, and thus may reduce the Overcollateralization Amount]. [As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make distributions of principal on the Offered Certificates.]

If on any Distribution Date after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Collection Period and distributions of principal on such Distribution Date, there are Applied Loss Amounts, the Certificate Principal Amounts of the [    ] Certificates will be reduced in inverse order of priority of distribution. Applied Loss Amounts will be allocated in reduction of the Class Principal Amount of first, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero; second, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero; third, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero; and fourth, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero.

Holders of the[    ] Certificates will not receive any distributions in respect of Applied Loss Amounts, [except from Monthly Excess Cashflow, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below] [and the Supplemental Interest Trust Amount (if any), as described under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” below].

In the event that the Servicer or the Master Servicer recovers any Subsequent Recovery, such Subsequent Recovery will be distributed in accordance with the priorities described under “—Distributions of Principal—Principal Distribution Priorities” in this prospectus supplement and the Class Principal Amount of each class of Certificates that has previously been reduced by an Applied Loss Amount will be increased as described in the definition of “Certificate Principal Amount.” Any Subsequent Recovery that is received during a Prepayment Period will be included as a part of the Principal Remittance Amount for the related Distribution Date.

[Application of Monthly Excess Cashflow.  Any Monthly Excess Cashflow will, on each Distribution Date, be distributed in the following order of priority:

(1)

[on any Distribution Date during the Revolving Period, to the Revolving Account, the purchase price of any Additional Mortgage Loans to be purchased on such Distribution Date;]

(2)

to the [    ], [    ], and [    ] Certificates, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

(3)

to the [    ] Certificates, until the Class Principal Amount of such class has been reduced to zero;

(4)

[to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the [    ] Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Distribution Date;]

(5)

[to the [    ] Certificates, any Deferred Amount for each such class and such Distribution Date; and]

(6)

to the [Residual] Certificate, any remaining amount.

[The Residual Certificate

In addition to distributions of principal and interest, the holder of the Residual Certificate will be entitled to receive, generally, (1) the amount, if any, of any Available Distribution Amount remaining on any Distribution Date after distributions of principal and interest are made on the regular interests and on the Residual Certificate on that date and (2) the proceeds, if any, of the assets of the Trust Fund remaining after the principal amounts of the regular interests and of the Residual Certificate have been reduced to zero. It is generally not anticipated that any material assets will be remaining for distributions at that time. See “Material Federal Income Tax Considerations” herein and in the accompanying Prospectus.]

[Supplemental Interest Trust

[Interest Rate Swap Agreement.] [Description of any swap agreement to be provided.]

The Trustee will establish the Supplemental Interest Trust Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date. The Trustee will deposit into the Supplemental Interest Trust Account any Supplemental Interest Trust Amount received by the Trustee, and the Trustee will distribute from the Supplemental Interest Trust Account any Supplemental Interest Trust Amount pursuant to the priority of payments set forth under “—Application of Deposits and Payments Received by the Supplemental Interest Trust” below.

[State whether the significance percentage with respect to the Swap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Swap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Swap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided.  If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

Application of Deposits and Payments Received by the Supplemental Interest Trust. The Supplemental Interest Trust Amount will, on each Distribution Date, be distributed from the Supplemental Interest Trust Account in the following order of priority:

(1)

to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

(2)

[to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the [    ] Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Distribution Date;]

(3)

to the [Residual] Certificate, any remaining amount.

Optional Purchase of the Mortgage Loans

On the Initial Optional Termination Date, the [    ], with the prior written consent of [the NIMS Insurer] [LBH] (which consent shall not be unreasonably withheld), will have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust Fund for a price equal to the Purchase Price.  The Master Servicer, the Securities Administrator, the Trustee, each Servicer and each Custodian will be reimbursed from the Purchase Price for (i) any outstanding Advances, servicing advances and unpaid Servicing Fees, as applicable and (ii) any other amounts due under the Trust Agreement, the Servicing Agreement or the Custodial Agreement, as applicable. [If [    ] fails to exercise such option, the NIMS Insurer will have the right to direct [    ] to exercise such option so long as it is insuring the NIM Securities or is owed any amounts in connection with such guaranty of the NIM Securities.] If such option is exercised, the Trust Fund will be terminated. If [    ] fails to exercise such option [(either voluntarily or at the direction of the NIMS Insurer)] on the Initial Optional Termination Date, the margin of each class of Offered Certificates will be increased as described under “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments” herein.

[Mandatory Auction Call of the Certificates

[Mandatory Auction Call.] [Description of the auction procedure and any market value swap agreement to be provided.]

[On [date], the Auction Administrator will solicit bids for purchase of [all of] [the Class [   ], Class [   ] and Class [   ]] Certificates in the secondary market from dealers and institutional investors.  If bids are received for the entire amount of the Certificates subject to the mandatory auction, then the auction will have been successful and the Certificates will be sold to the highest bidders.  The prices at which the Certificates are sold through this procedure will be used as the value of the Certificates for purposes of the Market Value Swap Agreement.  If the total auction price is less than par, the Market Value Swap Counterparty will pay the shortfall.  If the total auction price is greater than par, then the Market Value Swap Counterparty will receive the excess.  If the total auction price is less than par, the original investors in the Certificates will receive the auction price plus the Market Value Swap Agreement proceeds, which together will equal par.

The mandatory auction will close if sufficient bids are received covering all of the Certificates that are subject to the mandatory auction, and if the Market Value Swap Agreement covers any shortfall from par.  If these conditions are not met, then the auction will have failed and the original investors will retain their Certificates.  If these conditions are met, then the auction will close, and the original investors will be obligated to tender their Certificates and will receive the required par purchase price.  The tender will take place through the book-entry facilities, with no action required on the part of Certificateholders.  When the mandatory auction closes and the original investors tender their Certificates and receive the par purchase price, the Certificates will remain outstanding, and continue to receive distributions in accordance with their original terms.]

[State whether the significance percentage with respect to the Market Value Swap Agreement is less than 10%, or 10% or more but less than 20%, or 20% or more.]

The Auction Administrator. [Description of auction administrator].

The Market Value Swap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Market Value Swap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided.  If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

Fees and Expenses of the Trust Fund

In consideration of their duties on behalf of the Trust Fund, the Servicer, [the LPMI Provider], [the Master Servicer], the Trustee, [the Securities Administrator] [and the Credit Risk Manager] will receive from the assets of the Trust Fund certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Servicer	monthly

For each Mortgage Loan, a monthly fee paid to each Servicer out of interest collections received from the related Mortgage Loan calculated on the outstanding principal balance of each Mortgage Loan [    ]% per annum for each Mortgage Loan.

Withdrawn from the related Servicing Account in respect of each Mortgage Loan serviced by that Servicer, before payment of any amounts to Certificateholders.

[Master Servicer]	monthly	[Describe Fee.]	[Describe how and when payable.]
Trustee	annually	[Describe Fee.]	[Describe how and when payable.]
[Custodian]	monthly	[Describe Fee.]	[Describe how and when payable.]
[Securities Administrator]	monthly	[Describe Fee.]	[Describe how and when payable.]
[Credit Risk Manager]	monthly	[Describe Fee.]	[Describe how and when payable.]

The Servicing Fees set forth in the table above may not be increased without amendment of the Servicing Agreement as described under “Mortgage Loan Servicing—Amendment of the Servicing Agreement” below. None of the other fees set forth in the table above may be changed without amendment of the [Trust] Agreement as described under “The Trust Agreement—Certain Matters Under the Trust Agreement—Amendment of the Trust Agreement” below.

Expenses of the Servicer, the Custodians, the Master Servicer and the Securities Administrator will be reimbursed before payments are made on the Certificates. Expenses of the [Trustee] will be reimbursed up to $[    ] annually before payments of interest and principal are made on the Certificates; any additional unpaid expenses above $[    ] in any year will be paid to the Trustee to the extent of any remaining Interest Remittance Amount after all payments of Current Interest and any Carryforward Interest on the Certificates.

Description of the Mortgage Pool

General

Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein are derived solely from the characteristics of the Mortgage Loans as of the Cut-off Date. Whenever reference is made herein to the characteristics of the Mortgage Loans or to a percentage of the Mortgage Loans, unless otherwise specified, that reference is based on the Cut-off Date Balance.

The Trust Fund will primarily consist of approximately [      ] [describe Mortgage Loans] Mortgage Loans, all of which have original terms to maturity from the first due date of the Scheduled Payment of not more than 30 years, and which have a Cut-off Date Balance (after giving effect to Scheduled Payments due on such date) of approximately $[      ].

Approximately [      ]% of the Mortgage Loans were acquired by LBH from [      ]. Underwriting guidelines of the type described under “The Originators and the Underwriting Guidelines” were applied by the Originators underwriting the Mortgage Loans. The Mortgage Loans will be acquired by the Depositor from the Seller and the Depositor will, in turn, convey such Mortgage Loans to the Trust Fund. See “The Trust Agreement—Assignment of Mortgage Loans.”

[Approximately [    ] (or [    ]%) of the Mortgage Loans are Fixed Rate Mortgage Loans and approximately [    ] (or [    ]%) of the Mortgage Loans are Adjustable Rate Mortgage Loans, as described in more detail under “Adjustable Rate Mortgage Loans” below. Interest on the Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.]

[Approximately [    ] (or [    ]%) of the Mortgage Loans are First Lien Mortgage Loans and approximately [    ] (or [    ]%) are Second Lien Mortgage Loans or deeds of trust or similar security instruments on Mortgaged Property consisting of commercial properties including [indicate types of commercial properties].]

[The Trustee will be the beneficiary, for the benefit of the Certificateholders, of environmental insurance policies providing limited coverage against certain environmental risks with respect to the Mortgaged Properties securing approximately [    ] (or [   ]%) of the Mortgage Loans.  [Insert description of coverage and limitations]]

Pursuant to its terms, each Mortgage Loan is required to be covered by a standard hazard insurance policy in an amount generally equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property. See “Description of Mortgage and Other Insurance—Hazard Insurance on the Loans” in the prospectus.

Approximately [    ]% of the Mortgage Loans are 80+ LTV Loans. [In the case of the Second Lien Mortgage Loans, all of the related Mortgaged Properties have Combined Loan-to-Value Ratios no greater than 100%.]

Approximately [    ]% of the Mortgage Loans are fully amortizing. [However, approximately [    ]% of the Mortgage Loans are Balloon Loans. The Balloon Loans are generally expected to have original terms to maturity of [    ] years. The ability of the borrower to repay a Balloon Loan at maturity frequently will depend on such borrower’s ability to refinance the loan. Any loss on a Balloon Loan as a result of the borrower’s inability to refinance the loan will be borne by Certificateholders, to the extent not covered by the applicable credit enhancement. None of the Servicer, the Master Servicer, the Securities Administrator or the Trustee will make any Advances with respect to delinquent Balloon Payments.]

[Approximately [    ]% of the Mortgage Loans are Interest-Only Mortgage Loans that provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of [    ] years following the origination of the related Mortgage Loan. Following the applicable interest-only period, the monthly payment with respect to the Interest-Only Mortgage Loans will be increased to an amount sufficient to amortize the principal balance of the Interest-Only Mortgage Loan over its remaining term, and to pay interest at the related Mortgage Rate.]

[Approximately [    ]% of the Mortgage Loans provide for a Prepayment Premium or a Lockout Fee in connection with certain voluntary, full or partial prepayments made within the Prepayment Premium Period or Lockout Fee Period, as applicable, as described herein. The Prepayment Premium Periods and the Lockout Fee Periods range from [    ] to [    ] after origination. The amount of the applicable Prepayment Premium or Lockout Fee, to the extent permitted under applicable state law, is as provided in the related mortgage note; for approximately [    ]% of the Mortgage Loans with Prepayment Premiums or Lockout Fees, this amount is equal to [    ] month’s interest on any amounts prepaid in excess of [    ]% of the original principal balance during any [    ] period during the applicable Prepayment Premium Period or Lockout Fee Period, as applicable. [Prepayment Premiums and Lockout Fees will not be part of available funds applied to pay interest or principal on the Offered Certificates, but rather will be distributed to the holders of the Class P Certificates.] The Servicer may waive (or permit a subservicer to waive) a Prepayment Premium or Lockout Fee without the consent of the Trustee and the NIMS Insurer (and without reimbursing the Trust from its own funds for any foregone Prepayment Premium or Lockout Fee, as applicable) only if (i) the prepayment is not the result of a refinancing by such Servicer or its affiliates and such waiver relates to a default or a reasonably foreseeable default and, in the reasonable judgment of the Servicer, such waiver would maximize recovery of total proceeds from the Mortgage Loan, taking into account the value of the Prepayment Premium or Lockout Fee and the related Mortgage Loan or, (ii) relates to a Prepayment Premium or Lockout Fee the collection of which would, in the reasonable judgment of the Servicer, be in violation of law. The Servicer will be obligated to deposit with the Master Servicer from its own funds the amount of any Prepayment Premium or Lockout Fee to the extent not collected from a borrower (except with respect to a waiver of any such Prepayment Premium or Lockout Fee as described above).]

[As of the Cut-off Date, approximately [    ]% of the Mortgage Loans were less than 30 days delinquent in payment and approximately [    ]% of the Mortgage Loans were at least 30 but less than 60 days delinquent.]

Historical Delinquency Information

The following tables set forth the historical delinquency experience of the Mortgage Loans:

[Table to be provided showing historical delinquency]

[Adjustable Rate Mortgage Loans

Approximately[    ]% and [    ]% of the Adjustable Rate Mortgage Loans are [Six-Month LIBOR] Mortgage Loans and [    ] Mortgage Loans, respectively. There will be corresponding adjustments to the monthly payment amount for each Adjustable Rate Mortgage Loan on the related Adjustment Date; provided that the first such adjustment for approximately [    ]% of the Adjustable Rate Mortgage Loans will occur after an initial period of approximately [    ] years following origination and in the case of approximately [    ]% of the Adjustable Rate Mortgage Loans, approximately [    ] years following origination.

On each Adjustment Date for an Adjustable Rate Mortgage Loan, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8%, of the applicable Index and the Gross Margin, provided that the Mortgage Rate on each such Adjustable Rate Mortgage Loan will not increase or decrease by more than the related Periodic Cap on any related Adjustment Date and will not exceed the related Maximum Rate or be less than the related Minimum Rate. The Mortgage Rate generally will not increase or decrease on the first Adjustment Date by more than the Initial Cap; the Initial Caps range from [    ]% to [    ]% for all of the Adjustable Rate Mortgage Loans. Effective with the first monthly payment due on each Adjustable Rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the Mortgage Rate on each such Adjustable Rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the applicable Index and the related Gross Margin, rounded as described herein. See “—The Indices” below.

The Adjustable Rate Mortgage Loans generally do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.]

[The Indices

The Index used in the determination of the Mortgage Rates of the Mortgage Loans will be [                      ], as published by [             ].  See “The Trust Funds—The Mortgage Loans—General” in the prospectus.]

[Participation Interests in Mortgage Loans

General

[   ] Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ] (representing approximately [   ]% of the Mortgage Loans) are represented by Participation Interests.

[Terms of the Participation Agreements

The Issuing Entity will own the entitlement to the related Mortgage Loans under the related Participation Agreement, and the entitlement to the remaining interest and principal payments on the related Mortgage Loan will not be owned by the Issuing Entity.  Under the related Participation Agreement, the Servicer services the related Mortgage Loan on behalf of all of the respective owners, and the mortgage file for each Mortgage Loan will be held by a single custodian or trustee on behalf of all of the respective owners.  Under the related Participation Agreement, the Servicer is obligated to service the related Mortgage Loan in accordance with accepted servicing practices for that mortgage loan type as described herein under “Mortgage Loan Servicing.”  All collections received as to that Mortgage Loan will be promptly remitted to the respective owners of the participation interests.  The Servicer will not make advances for delinquent scheduled payments.]]

The terms of each Participation Agreement are as follows:

[Table to be provided showing balances, interest rates, expected maturities, servicer and the Issuing Entity’s ownership percentage under each Participation Agreement.]

[The offering documents for each Participation Agreement are provided as Annex [C] to this Prospectus Supplement.]

The Mortgage Loans

The Mortgage Loans are expected to have the approximate characteristics as of the Cut-off Date as set forth in Annex A to this prospectus supplement.  The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the tables in Annex A may not equal the totals due to rounding.

[For each specific commercial loan provide to the extent material the following information:

The [provide commercial loan name or loan number] has the following characteristics:

[Description of the location and present use of the mortgaged property]

[Net operating income and net cash flow information, as well as the components of net operating income net cash flow to be provided]

[The current occupancy rates for the commercial property to be provided]

[The identity, square feet occupied by and lease expiration dates for the three largest tenants to be provided]

[Description of the nature and amount of all other material mortgages, liens or encumbrances against the property]

[Any additional loan level information as necessary to be provided]]

Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

As of the Closing Date, approximately [    ]% and [    ]% of the Pool 1 Mortgage Loans will be serviced by [    ] and [    ], respectively.

No more than approximately [    ]% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

[Conveyance of Subsequent Mortgage Loans

On the Closing Date, approximately $[     ], which represents [         ]% of the Mortgage Pool, will be deposited by the Trustee into an eligible account.  During the period from the Closing Date to [     ], the Depositor is expected to purchase from time to time Subsequent Mortgage Loans from the Seller and, in turn, sell all such Subsequent Mortgage Loans to the Trust Fund for inclusion in the Mortgage Pool.  The purchase price for each Subsequent Mortgage Loan will equal its Scheduled Principal Balance as of the date of origination (reduced by principal payments due or paid prior to the purchase date, if any) and will be paid by the Trustee from the related Pre-Funding Amount.

The mortgage loans expected to be conveyed as the Subsequent Mortgage Loans by the Seller will have the same general characteristics as the Mortgage Loans in the Trust Fund as of the Cut-off Date.

Pursuant to the Trust Agreement, the conveyance of Subsequent Mortgage Loans to the Trust Fund may be made on any Business Day during the Pre-Funding Period, subject to certain conditions in the Transfer and Servicing Agreement being satisfied, including, among others, that:

(1)

[The Subsequent Mortgage Loans conveyed on the subsequent transfer date must satisfy the same representations and warranties applicable to the Initial Mortgage Loans set forth in the Mortgage Loan Purchase Agreement, which representations and warranties have been confirmed by the Rating Agencies;

(2)

The Subsequent Mortgage Loans conveyed on the subsequent transfer date are selected in a manner reasonably believed not to be adverse to the interests of the Certificateholders;

(3)

The Trustee receives an officer’s certificate confirming the satisfaction of each condition precedent and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Subsequent Mortgage Loans in the forms substantially similar to those delivered on the Closing Date;

(4)

The conveyance of the Subsequent Mortgage Loans on the subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the Certificates;

(5)

No Subsequent Mortgage Loan conveyed on the subsequent transfer date may be more than one payment delinquent in payment;

(6)

Each Subsequent Mortgage Loan will have been underwritten substantially in accordance with the Originator’s underwriting guidelines;

(7)

No Subsequent Mortgage Loan may have a remaining term to maturity exceeding [     ] months;

(8)

No Subsequent Mortgage Loan may have a Loan-to-Value Ratio greater than [125]%;

(9)

The weighted average Mortgage Rate for all the Mortgage Loans at the end of the Pre-Funding Period must not be more than 100 basis points lower than the weighted average Mortgage Rate of the Initial Mortgage Loans;

(10)

Following the conveyance of the Subsequent Mortgage Loans on the subsequent transfer date, the characteristics of the Mortgage Loans the Mortgage Pool will remain substantially similar to the characteristics of the Initial Mortgage Loans in the Mortgage Pool as of the Cut-off Date; and

(11)

An independent accountant must provide the Depositor, the Rating Agencies, the Trustee and the Underwriters with a letter stating that the characteristics of the Subsequent Mortgage Loans conform to the characteristics described above and in the Trust Agreement.]

If the Trust Fund does not apply the full Pre-Funding Amount towards the purchase of Subsequent Mortgage Loans prior to the end of the Pre-Funding Period, then such remaining proceeds in the Pre-Funding Account will be paid as a principal prepayment to the related Certificateholders on the [     ] Distribution Date.

On the Closing Date, the Trustee will also establish a Capitalized Interest Account which will be funded by an initial deposit made by the Depositor on the Closing Date of approximately $[     ], which represents approximately [     ]% of the total principal balance of the Mortgage Pool as of the Cut-off Date.  Amounts in the Capitalized Interest Account will be applied by the Trustee during the Pre-Funding Period to pay interest on that portion of the Certificates supported by the Pre-Funding Amount.  At the end of the Pre-Funding Period, any remaining funds in the Capitalized Interest Account will be paid to the Depositor and the account will be terminated.]

[Acquisition by the Trustee of Additional Mortgage Loans

On the first Distribution Date and until [          ], the Depositor may direct the [Trustee][Securities Administrator] to apply all or a portion of the distributions that would otherwise be made to Certificateholders in respect of [interest] [principal] [excess interest] to purchase Additional Mortgage Loans from the Depositor for inclusion in the Trust Fund of the same general character as the Mortgage Loans included in the Trust Fund on the Closing Date.  If the Depositor so directs, the Trustee will deposit all or a portion of the amount of [interest] [principal] payable on the Mortgage Loans [and excess interest] that would otherwise be made to Certificateholders into the Revolving Account, and will apply deposits in the Revolving Account to fund the purchase of Additional Mortgage Loans, provided certain other conditions are satisfied at the time of purchase.

Funds on deposit in the Revolving Account may only be applied to acquire Additional Mortgage Loans for the Mortgage Pool on the Distribution Date on which such funds were deposited therein. If any amounts in the Revolving Account are not used to purchase Additional Mortgage Loans on the any Distribution Date, such amounts will be added to the [Interest Remittance Amount] [Principal Remittance Amount] [Monthly Excess Cashflow] for such Distribution Date and will be distributed to Certificateholders.

The purchase price for each Additional Mortgage Loan will equal its principal balance as of the date of origination (reduced by principal payments due or paid prior to the purchase date, if any), and the aggregate purchase price of all Additional Mortgage Loans purchased by the Trust Fund during the Revolving Period may not exceed $[       ].  Additional Mortgage Loans will have the same general characteristics as the Mortgage Loans transferred to the Trust Fund on the Closing Date.

Pursuant to the Trust Agreement, the conveyance of Additional Mortgage Loans to the Trustee may be made on any Business Day during the Revolving Period, subject to certain conditions set forth in the Trust Agreement being satisfied, including, among others that:

(1)

The Additional Mortgage Loans at the time of conveyance to the Trust Fund must satisfy the representations and warranties set forth in the Sale and Assignment Agreement, which representations and warranties have been confirmed by the Rating Agencies;

(2)

The Additional Mortgage Loans are selected in a manner reasonably believed not to be adverse to the interests of the Certificateholders;

(3)

[The Trustee receives an officer’s certificate confirming the satisfaction of each condition precedent specified in the Trust Agreement and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Additional Mortgage Loans in the forms substantially similar to those delivered on the Closing Date;]

(4)

The conveyance of the Additional Mortgage Loans will not result in a reduction or withdrawal of any ratings assigned to the Offered Certificates;

(5)

[No Additional Mortgage Loan may be more than one monthly payment delinquent in payment at the time of conveyance to the Trust Fund];

(6)

Each Additional Mortgage Loan will have been underwritten substantially in accordance with the applicable Originator’s underwriting guidelines;

(7)

No Additional Mortgage Loan may have a remaining term to maturity exceeding [     ] months;

(8)

[No Additional Mortgage Loan may have a Loan-to-Value Ratio greater than 100%;]

(9)

The weighted average Mortgage Rate for all the Mortgage Loans at the end of the Revolving Period must not be more than [100] basis points lower than the weighted average Mortgage Rate of the Mortgage Loans as of the Cut-off Date;

(10)

Following the conveyance of the Additional Mortgage Loans on a subsequent transfer date, the weighted average characteristics of the Mortgage Loans in the Mortgage Pool will remain substantially similar to the characteristics of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date; and

(11)

[An independent accountant must provide the Depositor, the applicable rating agencies rating the Certificates, the Trustee and the Underwriter(s) at [applicable interval] with a letter stating that the characteristics of the Additional Mortgage Loans conform to the characteristics described above and in the Trust Agreement.]

[Additional transfer requirements and termination triggers to be described, as applicable.]

Static Pool Information

Static pool information with respect to the Sponsor’s prior securitized pools formed during the period from [specify date] to [specify date], presented by pool, is available online at [Internet address].  Access to this web address is unrestricted and free of charge.  Information available at this web address is deemed to be part of this prospectus supplement, except to the extent provided under “Static Pool Information” in the accompanying prospectus.  [Add reference to any third-party static pool information as applicable.]

Legal Proceedings

[Describe briefly any legal proceedings pending against the Sponsor, Depositor, Trustee, Issuing Entity, any Servicer (including any other entity involved in the servicing function, such any Master Servicer or Securities Administrator), any Originator or any other party contemplated by Item 1100(d)(1) of Regulation AB, or of which any property of the foregoing is the subject, that is material to Certificateholders.  Include similar information as to any such proceedings known to be contemplated by governmental authorities.]

Affiliations

[Describe whether, and how, the Sponsor, Depositor and/or Issuing Entity is an affiliate of any of the following parties as well as, to the extent known and material, whether, and how, any of the following parties are affiliates of any of the other following parties: any Servicer or any other entity involved in the servicing function, including any Master Servicer and/or Securities Administrator; the Trustee; any Originator; any significant obligor contemplated by Item 1112 of Regulation AB; any enhancement or support provider contemplated by Items 1114 or 1115 of Regulation AB; or any other material parties related to the asset-backed securities contemplated by Item 1100(d)(1) of Regulation AB.]

[Describe whether there is and if so, the general character of, any business relationship or arrangement that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the establishment of the Trust Fund and the issuance of the Certificates, between any of the parties listed in the preceding paragraph, or any affiliates of such parties, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the Certificates.]

[Describe, to the extent material, any specific relationships involving or relating to the Certificates or the Mortgage Pool, including the material terms and approximate dollar amount involved, between any of the parties listed in the first paragraph of this section, or any affiliates of such parties, that currently exists or that existed during the past two years.]

Additional Information

The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date.  A Current Report on Form 8-K will be filed, together with the Trust Agreement and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Trust Fund, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

In addition, within 135 days from the initial delivery of this prospectus supplement, Static Pool information for any series of Securities will be posted online at [    ].com.  The static pool data will be updated each month thereafter to reflect the current composition of the pool information. See “Static Pool Data” in the prospectus.

Pursuant to the Trust Agreement, [    ] will prepare a monthly statement to Certificateholders containing the information described under “The Trust Agreement—Reports to Certificateholders.” [    ] may make available each month, to any interested party, the monthly statement to Certificateholders via the[    ]’s website, located at [    ].

Underwriting Guidelines

Approximately [    ]% and [    ]% of the Mortgage Loans were originated by [    ] and [    ], in accordance with the [    ] Underwriting Guidelines and the [    ] Underwriting Guidelines, respectively.  [Identifying information and percentages to be provided for originators which originated 10% or more of the mortgage assets or any mortgage pool.]  The remainder of the Mortgage Loans were originated by other Originators in accordance with Underwriting Guidelines generally comparable to the General Underwriting Guidelines described below under “General Underwriting Guidelines.” Such General Underwriting Guidelines differ among the Originators in various areas. The following is a general summary of [    ] and the [    ] Underwriting Guidelines, and [    ] and the [    ] Underwriting Guidelines, and also the General Underwriting Guidelines believed by the Depositor to be generally applied, with some variation, by each other Originator.

[Originator Name]

[A description of Originator(s)’ form of organization for Originator(s) which contributed 20% or more of the asset pool to be provided.]

[    ] Underwriting Guidelines

[Description of the Underwriting Guidelines of the above Originator to be provided.]

General Underwriting Guidelines

[General description of Underwriting Guidelines applied by Originators which contributed to less than 20% or more of the mortgage assets or of any mortgage pool to be provided.]

[The Master Servicer]

[Description of any Master Servicer, including its name, duties and responsibilities, to be provided.]

[Description of allocation of servicing responsibilities to be provided.]

The Servicer

General

On the Closing Date, [    ] [and various other Servicers] will service approximately [    ]% and [    ]%, respectively, of the Mortgage Loans (by Cut-off Date Balance). [Identifying information and percentages to be provided for servicers which will service, as of the Cut-off Date, 10% or more of the mortgage assets or of any mortgage pool.]

[Servicer Name]

[Provide Regulation-AB compliant description of each Servicer which services 20% or more of the mortgage assets or of any mortgage pool, including the following:]

[Servicer form of incorporation, duration of servicing experience and general discussion of Servicer’s experience in servicing assets of any type as well as a more detailed discussion of Servicer’s experience in, and procedures for the servicing function in the current transaction to be provided.]

[Description of any material changes to Servicer’s policies or procedures in the servicing function the Servicer will perform in the current transaction for assets of the same type included in the current transaction for the past three years to be provided.]

[Information regarding Servicer’s financial condition to be provided to the extent that there is a material risk to the performance of the assets in the Mortgage Pool or the Certificates.]

[Description of the material terms of the related Servicing Agreement to be provided.]

[For a description of the material terms of collection of funds and the related Servicing Account, see “Mortgage Loan Servicing—Servicing Accounts and the Collection Account” in this prospectus supplement.]

[Description of any special or unique factors to be provided to the extent material in servicing the particular type of assets included in the current transaction.]

[Description of the terms of any arrangements to be provided to the extent material whereby Servicer is required or permitted to provide advances of funds regarding collections, cashflows or distributions.]  [If material, provide statistical information of servicer advances on the Mortgage Loans and the Servicer’s overall servicing portfolio for the past three years.]

[Description of the Servicer’s process for handling delinquencies, losses, bankruptcies and recoveries to be provided to the extent material.]

[Description of any ability of Servicer to waive or modify any terms, fees, penalties or payments on the assets and the effect of any such ability, if material, on the potential cashflows from the assets to be provided to the extent material.]

[Description of any material custodial responsibility of Servicer.]

[Description of any limitations on Servicer’s liability under the transaction agreements.]

[For a description of the material terms of any removal, replacement, resignation of Servicer or transfer of servicing provisions, see “Mortgage Loan Servicing” in this prospectus supplement.]

Administration of the Trust Fund

Servicing and Administrative Responsibilities

The Servicer, [the Master Servicer], [the Securities Administrator], the Trustee and the Custodians will have the following responsibilities with respect to the Trust Fund:

Party:	Responsibilities:
Servicer	Performing the servicing functions with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the Servicing Agreement, including, but not limited to:

•

collecting monthly remittances of principal and interest on the Mortgage Loans from the related borrowers, depositing such amounts in the Servicing Account, and delivering all amounts on deposit in the Servicing Account to the [Master Servicer] for deposit in the Collection Account on the Servicer Remittance Date;

•

collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

• making Advances with respect to delinquent payments of principal and interest on the Mortgage Loans (other than Balloon Payments);

•

paying customary costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property or (c) fire and hazard insurance coverage;

• providing monthly loan-level reports to the [Master Servicer];
• maintaining certain insurance policies relating to the Mortgage Loans; and
• initiating foreclosure proceedings.
See “The Servicer” and “Mortgage Loan Servicing” below.
[Master Servicer	Performing the master servicing functions in accordance with the provisions of the Trust Agreement and the Servicing Agreement, including but not limited to:
• monitoring the Servicer’s performance and enforcing the Servicer’s obligations under the related Servicing Agreement;

•

collecting monthly remittances from the Servicer for deposit in the Collection Account on the Servicer Remittance Date and delivering all amounts on deposit in the Collection Account to the Securities Administrator for deposit in the Securities Administration Account on the Master Servicer Remittance Date;

• gathering the monthly loan-level reports delivered by the Servicer and providing a comprehensive loan-level report to the [Securities Administrator][Trustee] with respect to the Mortgage Loans;
• upon the termination of the Servicer, appointing a successor servicer, and until a successor servicer is appointed, acting as successor servicer; and
• upon the failure of the Servicer to make Advances with respect to a Mortgage Loan, making those Advances to the extent provided in the Trust Agreement.
See “The Master Servicer” and “Mortgage Loan Servicing” below.]
[Securities Administrator	Performing the securities administration functions in accordance with the provisions of the Trust Agreement, including but not limited to:

•

collecting monthly remittances from the [Master] Servicer for deposit in the Securities Administration Account and delivering all amounts on deposit in the Securities Administration Account to the Trustee for deposit in the Certificate Account on the Deposit Date;

•

preparing and distributing investor reports, including the monthly distribution date statement to Certificateholders based on information received from the [Master] Servicer [and the Swap Counterparty];

• preparing and filing annual federal and (if required) state tax returns on behalf of the Trust Fund;
• preparing and filing periodic reports with the Commission on behalf of the Trust Fund with respect to the Certificates; and
• until a successor master servicer is appointed, acting as successor master servicer in the event the Master Servicer resigns or is removed by the Trustee.
See “The Trust Agreement—The Securities Administrator” and “—Reports to Certificateholders” below.]
Trustee	Performing the trustee functions in accordance with the provisions of the Trust Agreement, including but not limited to:

•

receiving monthly remittances from the [Servicer][Master Servicer][Securities Administrator] for deposit in the Certificate Account and, based solely on the information contained in the investor reports, distributing all amounts on deposit in the Certificate Account to the Certificateholders;

• [depositing any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty into the Supplemental Interest Trust Account;]
• [distributing amounts on deposit in the Supplemental Interest Trust Account to the Certificateholders and the [Swap] Counterparty];
• preparing and distributing annual investor reports summarizing aggregate distributions to Certificateholders necessary to enable Certificateholders to prepare their tax returns;
• enforcing the obligations of each of the [Master] Servicer and the [Securities Administrator] under the Trust Agreement; and

•

acting as successor [securities administrator][master servicer] in the event the [Securities Administrator][Master Servicer] resigns or is removed by the Trustee unless a successor [securities administrator][master servicer] is appointed.

See “The Trust Agreement—The Trustee,” “—Certain Matters Under the Trust Agreement—Duties of the Trustee” and “—Reports to Certificateholders” below.
Custodians	Performing the custodial functions in accordance with the provisions of the custodial agreements, including but not limited to:
• holding and maintaining the Mortgage Loan documents related to the Mortgage Loans in a fireproof facility intended for the safekeeping of mortgage loan files on behalf of the Trustee.
See “Mortgage Loan Servicing—Custody of the Mortgage Files” below.

Trust Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans will, at all times before distribution thereof to the Certificateholders [or the Swap Counterparty], be invested in the Trust Accounts, which are accounts established in the name of the Trustee.  Funds on deposit in the Trust Accounts may generally be invested by the party responsible for such Trust Account in Eligible Investments, as described under “The Agreements—Investment of Funds” in the prospectus. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:
Servicing Account	Servicer	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders.
Collection Account	[Master Servicer]	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders.
[Securities Administration Account]	[Securities Administrator]	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders.
Certificate Account	Trustee	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders.
[Basis Risk Reserve Fund]	Trustee	[describe how investment earnings are applied.]
[Supplemental Interest Trust Account]	Trustee	[describe how investment earnings are applied.]
[Reserve Account]	Servicer	Any investment earnings will be paid to [ ] and will not be available for distribution to Certificateholders.

If funds deposited in the [    ] Account, the [    ] Account or the [    ] Account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds, without any right of reimbursement therefor.

Example of Distributions

The following sets forth an example of collection of payments from borrowers on the Mortgage Loans, transfer of amounts among the Trust Accounts and distributions on the Certificates for the Distribution Date in September 2005:

[ ] through [ ]	Collection Period:

Payments due during the related Collection Period ([    ] through [    ]) from borrowers will be deposited in the Servicer’s Servicing Account as received and will include scheduled principal payments due during the related Collection Period and interest accrued on the ending scheduled balance from the prior Collection Period.

[ ] through [ ]	Prepayment Period:

Principal prepayments received by the Servicer during the related Prepayment Period ([    ] through [    ]) will be deposited into such Servicer’s Servicing Account for remittance to the [    ] on the Servicer Remittance Date.

[month and day]	Servicer Remittance Date:

The Servicer will remit collections and recoveries in respect of the Mortgage Loans to the [    ] for deposit into the Collection Account on or prior to the [    ] day of each month (or if the 1[    ] day is not a Business Day, the [    ] Business Day), as specified in the Servicing Agreement.

[month and day]	[Master Servicer Remittance Date:]

[    ] Business Days immediately before the Distribution Date, the Master Servicer will remit to the [Securities Administrator][Trustee] amounts on deposit in the Collection Account for deposit into the [    ] Account, including any Advances made by the Servicer [or the Master Servicer] for that Distribution Date.

[month and day]	Record Date:	Distributions will be made to Certificateholders of record for all classes as of the Business Day [ ] the related Distribution Date.
[month and day]	Deposit Date:	On [ ], the [Securities Administrator][Master Servicer] will remit to the Trustee amounts on deposit in the [ ] Account for deposit into the Certificate Account.
[month and day]	Distribution Date:

On the [    ] day of each month (or if the [    ] day is not a Business Day, the next Business Day), the Trustee will make distributions to Certificateholders from amounts on deposit in the Certificate Account and the [Supplemental Interest Trust Account].

Succeeding months follow the same pattern.

Mortgage Loan Servicing

General

The Servicer will have primary responsibility for servicing the Mortgage Loans as described under “Administration of the Trust Fund—Servicing Responsibilities” above. Each of the Trustee, the Master Servicer [and the NIMS Insurer] are either parties or third party beneficiaries under the Servicing Agreement and can enforce the rights of the Seller thereunder. See “Servicing of Loans” in the prospectus.

Under the Servicing Agreement, the [Master Servicer][Trustee] has the authority to terminate the Servicer for certain events of default which indicate that either the Servicer is not performing, or is unable to perform, its duties and obligations under the related Servicing Agreement. If the [Master Servicer][Trustee] terminates the Servicer, the [Master Servicer][Trustee] will be required to appoint a successor servicer as provided in the Trust Agreement. Notwithstanding anything to the contrary in the prospectus, the [Master Servicer][Trustee] will not be ultimately responsible for the performance of the servicing activities by the Servicer, except as described under “—Advances” below.

In addition, under the Servicing Agreement, the Seller has the right to terminate the Servicer, without cause, upon [    ] notice, subject to certain conditions set forth in the Servicing Agreement, including payment of unreimbursed or unpaid Advances, servicing advances, Servicing Fees and applicable expenses of the Servicer in connection with the transfer of the Mortgage Loans to a successor servicer, [and payment of a termination fee which shall be payable by the Seller from its own funds and not reimbursable from the Trust Fund]. Any such termination without cause requires the consent of the Master Servicer, the Trustee [and the NIMS Insurer] and receipt of confirmation from the Rating Agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then current ratings of any of the Certificates. The Seller, with the prior written consent of the Master Servicer [and NIMS Insurer], may also terminate the Servicer if losses or delinquencies on the Mortgage Loans exceed certain trigger levels specified in the Servicing Agreement. No termination fee is paid to the terminated Servicer under such special termination events, but the Servicer will be reimbursed for unpaid Advances, servicing advances and Servicing Fees.

Any successor servicer must be qualified to service mortgage loans and must have a net worth of not less than $25,000,000.

Servicing Accounts and the Collection Account

The Servicer will establish and maintain a segregated Servicing Account in the name of the Trustee into which the Servicer will deposit payments on account of interest and principal for the related Mortgage Loans, less its Servicing Fee, as described under “Servicing of Loans—Deposits to and Withdrawal from the Collection Account” and “—Servicing Accounts” in the prospectus.  On the Servicer Remittance Date, the Servicer will remit the amounts on deposit in its Servicing Account to the [Master Servicer][Trustee] for deposit into the [    ] Account, which is maintained by [    ]. The Servicer and [    ] are entitled to reimburse themselves from the related Servicing Account or [    ] Account, as applicable, for any Advances made and expenses incurred, as described below under “—Servicing Compensation and Payment of Expenses” and “—Advances.” The Servicing Accounts and the [    ] Account will consist solely of amounts relating to the Mortgage Loans, and amounts on deposit therein will not be commingled with any other funds not related to the Trust Fund.

Reserve Accounts

Certain of the Mortgage Loans may require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including repairs to the Mortgaged Property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies.  In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit.  These amounts may be held in a custodial account by the applicable Servicer or an agent.  The loan documents will generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

Such amounts may not continue to be escrowed in the future.  In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease.  Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events.  In the event of default by a borrower, amounts in a related reserve account may generally be applied to pay amounts owed on the related Mortgage Loan.

Servicing Compensation and Payment of Expenses

[As compensation for master servicing, the Master Servicer is entitled to the compensation described under “Fees and Expenses of the Trust Fund.”]

The Servicer will be paid the applicable Servicing Fee for each Mortgage Loan serviced by it and any successor to the Servicer will in all cases receive a fee in an amount equal to, but not greater than, the applicable Servicing Fee. As additional servicing compensation, the Servicer is entitled to retain [    ].

The Servicing Fees are subject to reduction as described below under “Prepayment Interest Shortfalls”. See “Servicing of Loans—Servicing Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by [the Master Servicer and] the Servicer. The [Master Servicer and] the Servicer will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders. See “Servicing of Loans—Collection Procedures; Escrow Accounts” and “—Servicing Compensation and Payment of Expenses” in the prospectus.

Waiver or Modification of Mortgage Loan Terms

The Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any term of any Mortgage Loan so long as that waiver, modification or postponement is not materially adverse to the Trust Fund; provided, however, that unless the Servicer has received the prior written consent of the [Master Servicer] [Trustee] (and in certain cases, the NIMS Insurer), the Servicer may not permit any modification for any Mortgage Loan that would change the Mortgage Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding Scheduled Principal Balance (except for actual payments of principal) or change the final maturity date on that Mortgage Loan.  In the event of any such modification that permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer must make an Advance. However, the Servicer may not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax.

Prepayment Interest Shortfalls

When a borrower prepays a Mortgage Loan in full or in part between Scheduled Payment dates, the borrower pays interest on the amount prepaid only from the last Scheduled Payment date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. Any Prepayment Interest Shortfall is generally required to be paid by the Servicer, but only to the extent that such amount is not offset by Prepayment Interest Excess, if any, and does not exceed the total of the Servicing Fees on the Mortgage Loans serviced by it for the applicable Distribution Date. The [Master Servicer] [Trustee] is not required to fund any Prepayment Interest Shortfall required to be funded but not funded by the Servicer or a successor servicer as discussed herein.

Advances

The Servicer will generally be obligated to make Advances and servicing advances to the extent that such Advances or servicing advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Mortgage Loan. The [Master Servicer] [Trustee] will be obligated to make any required Advance if the Servicer fails in its obligation to do so, to the extent provided in the Trust Agreement. The [Master Servicer] [Trustee] and the Servicer, as applicable, will be entitled to recover any Advances or servicing advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient or if such Servicer believes such Advances or servicing advances will not be recoverable, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

The purpose of making these Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a Relief Act Reduction. No party which makes an Advance is entitled to interest on those Advances.

Collection of Taxes, Assessments and Similar Items

The Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

The [Master Servicer] [Trustee] and the Servicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

The Servicing Agreement will provide that the Servicer will certify to the Depositor, the Trustee [and the Master Servicer] that all information prepared by it and provided to the[Master Servicer] [Trustee] relating to the Mortgage Loans serviced by the Servicer is accurate and complete in all material respects as of the last day of the period covered by that report and that generally the Servicer is in compliance with its obligations to report to the Master Servicer and is in compliance with its obligations under the Servicing Agreement. [The Trust Agreement will provide that each year the Master Servicer will certify to the [Securities Administrator][Trustee] that for the prior calendar year, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under the Trust Agreement in all material respects throughout that year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to the Master Servicer and the nature and status thereof, and the Master Servicer has received from the Servicer an annual certificate of compliance and a copy of that Servicer’s annual audit report, in each case to the extent required under the Servicing Agreement, or, if any such certificate or report has not been received by the Master Servicer, the Master Servicer is using its best reasonable efforts to obtain such certificate or report.]

[The Trust Agreement will also provide that each year during which the Master Servicer directly services any of the Mortgage Loans, as servicer, a firm of independent accountants will furnish a statement to the Trustee and the NIMS Insurer to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the Mortgage Loans by the Master Servicer acceptable to the NIMS Insurer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Trust Agreement, except for (1) exceptions as the firm believes to be immaterial and (2) any other exceptions set forth in such statement.]

[Master Servicer Default;] Servicer Default

[If the Master Servicer is in default in its obligations under the Trust Agreement, the Trustee may, and must if directed to do so by the NIMS Insurer or by Certificateholders having more than 50% of the Voting Rights applicable to each class of Certificates affected thereby, terminate the Master Servicer. In such event, the Securities Administrator, pursuant to the terms of the Trust Agreement, will either assume the duties of Master Servicer or the Trustee will appoint a successor master servicer in accordance with the standards set forth in the Trust Agreement.]

If the Servicer is in default in its obligations under the Servicing Agreement, the [Master Servicer] [Trustee] may, at its option, terminate the defaulting Servicer and either appoint a successor servicer in accordance with the applicable Servicing Agreement and the Trust Agreement, or succeed to the responsibilities of the terminated Servicer.

Amendment of the Servicing Agreement

The Servicing Agreement may generally be amended, without notice to or consent of the Certificateholders, with the written consent of [the Master Servicer,] the Seller, the Servicer and the Trustee; provided, that the party requesting such amendment must, at its own expense, provide the Trustee, [the Master Servicer] and the Seller with an opinion of independent counsel that the amendment will not materially adversely affect the interest of the Certificateholders [or holders of the NIM Securities]. Any amendment pursuant to the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Certificates.

Custody of the Mortgage Files

The Servicer will generally not have responsibility for custody of the Mortgage Loan documents described under “The Trust Agreement—Assignment of Mortgage Loans” below. These documents are generally required to be delivered to the applicable Custodian. Each Custodian will hold the related Mortgage Loan documents on behalf of the Trustee pursuant to a Custodial Agreement between that Custodian and the Trustee. The Mortgage Loan documents related to a Mortgage Loan will be held together in an individual file separate from other mortgage loan files held by that Custodian. Each Custodian will maintain the Mortgage Loan documents in a fireproof facility intended for the safekeeping of mortgage loan files. The Custodian will be paid the fees as described under “Fees and Expenses of the Trust Fund” herein.

[Optional Purchase of Defaulted Mortgage Loans

Subject to certain limitations set forth in the Servicing Agreement, the [    ] will have the right, but not the obligation, to purchase for its own account any Distressed Mortgage Loan for a purchase price equal to the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon to the date of repurchase, plus any unreimbursed Advances, servicing advances or unpaid Servicing Fees allocable to the Distressed Mortgage Loan. The [    ] is prohibited from using any procedure in selecting Distressed Mortgage Loans to be repurchased which would be materially adverse to Certificateholders. Any such repurchase shall be accomplished by remittance to the [Master Servicer] [Trustee] of the purchase price for the Distressed Mortgage Loan for deposit into the Collection Account.]

[Special Servicer for Distressed Mortgage Loans

The Seller, with the consent of the Master Servicer and the NIMS Insurer, has the option under the Servicing Agreement to transfer any Mortgage Loan which becomes a Distressed Mortgage Loan for servicing by a special servicer selected by the Seller. Any special servicing fee paid to a special servicer will not exceed the related Servicing Fee Rate. The NIMS Insurer, in lieu of providing its consent, may purchase any Distressed Mortgage Loan precluding a transfer of a Distressed Mortgage Loan to a special servicer, as described above.]

[Pledge of Servicing Rights

The Servicing Agreement permits the Servicer to obtain financing by means of a pledge and assignment of their rights to reimbursement for outstanding Advances and other rights under the Servicing Agreement to one or more lenders. To the extent provided under any such financing arrangement, upon default by the Servicer, the lender may appoint a successor servicer; provided, such successor servicer meets all existing requirements for appointment of a successor servicer under the related Servicing Agreement and the Trust Agreement. See “—General” above.]

The Trust Agreement

General

The Certificates will be issued pursuant to the Trust Agreement. [The NIMS Insurer will be a third party beneficiary to the Trust Agreement and as such will have certain rights under the Trust Agreement for so long as the NIM Securities are outstanding or the NIMS Insurer is owed any amounts in connection with its guaranty of the NIM Securities.] Reference is made to the prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Trust Agreement and the Offered Certificates.

Offered Certificates in certificated form will be transferable at the Corporate Trust Office of the Trustee, which will serve as certificate registrar and paying agent. The [    ] will provide to a prospective or actual Certificateholder, without charge, upon written request, an electronic copy (without exhibits) of the Trust Agreement, upon request to [    ].

The Issuing Entity

On the Closing Date, and until the termination of the Trust Fund pursuant to the Trust Agreement, [    ] will be a common law trust formed under the laws of the State of New York. The Issuing Entity will be created under the Trust Agreement by the Depositor and its assets will consist of the Trust Fund. On the Closing Date, the Sponsor will make an initial deposit of $1,000 into the [Basis Risk Reserve Fund] on behalf of the Issuing Entity. The Issuing Entity will not have any liabilities as of the Closing Date, other than as provided in the Trust Agreement. The fiscal year end of the Issuing Entity will be December 31 of each year.

[On the Closing Date, the Supplemental Interest Trust will be created under the Trust Agreement by the Depositor, and its assets will consist of the [Swap] Agreement and such assets as from time to time deposited in the Supplemental Interest Trust Account. The Supplemental Interest Trust will be a common law trust formed under the laws of the State of New York. On the Closing Date, the Sponsor will make an initial deposit of $1,000 into the Supplemental Interest Trust Account on behalf of the Supplemental Interest Trust. All assets of the Supplemental Interest Trust are payable under the Trust Agreement to the Trust Fund. See “Description of the Certificates—Supplemental Interest Trust.”]

The Issuing Entity will not have any employees, officers or directors. The Trustee, the Depositor, [the Securities Administrator,] [the Master Servicer,] the Servicer and the Custodians will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Trust Agreement, the Sale and Assignment Agreement, the Servicing Agreement and the Custodial Agreements. See “The Master Servicer,” “The Servicer,” “Mortgage Loan Servicing” and “The Trust Agreement.”

The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically provided in the Trust Agreement. Under the Trust Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Trust Agreement, borrow money on behalf of the Trust Fund or make loans from the assets of the Trust Fund to any person or entity, without the amendment of the Trust Agreement by Certificateholders and the other parties thereto as described under “—Certain Matters Under the Trust Agreement—Amendment of the Trust Agreement.”

If the assets of the Trust Fund are insufficient to pay the Certificateholders all principal and interest owed, holders of some or all classes of Certificateholders will not receive all of their expected payments of interest and principal and will suffer a loss. The risk of loss to holders of Subordinate Certificates is greater than to holders of Senior Certificates. See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement and Other Support” in this prospectus supplement. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of a bankruptcy of the Sponsor, the Depositor or any Originator, it is not anticipated that the Trust Fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

The Trustee

The Trustee will be [    ], a [    ].  [The Trustee has acted as trustee for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the Mortgage Loans during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Trustee performed [    ].]

The Trustee’s functions, duties and responsibilities are described under “—Certain Matters Under the Trust Agreement—Duties of the Trustee” below. As compensation for its services, the Trustee will be paid [    ], as set forth under “Fees and Expenses of the Trust Fund.”

For a description of the limitations on the Trustee’s liability and any indemnification provisions that entitle the Trustee to be indemnified from the cashflow that otherwise would be used to pay the Certificates, see “—Certain Matters Under the Trust Agreement—Duties of the Trustee” below.

[If multiple trustees are involved in transaction, state each trustee’s name and form of organization. A description of each trustee’s functions, duties, responsibilities, limitations on liability and indemnification provisions to be provided as applicable.]

[The Securities Administrator

The Securities Administrator will be [    ], a [    ].  [The Securities Administrator has acted as securities administrator for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the Mortgage Loans during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Securities Administrator performed [    ].]

The Securities Administrator will be responsible under the Trust Agreement for [    ] and [    ]. The Securities Administrator will prepare the distribution date statements and [    ]. The Securities Administrator will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information. The Securities Administrator is entitled to the compensation described under “Fees and Expenses of the Trust Fund.”]

Assignment of Mortgage Loans

The Mortgage Loans will be assigned by the Depositor to the Trustee, together with all principal and interest received with respect to such Mortgage Loans on and after the Cut-off Date (other than Scheduled Payments due on that date). The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates.  Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date, the Servicer and the Custodian of the mortgage file and the applicable Prepayment Premium or Lockout Fee provisions, if any.

As to each Mortgage Loan, the documents described in the prospectus under “The Agreements—Assignment of Primary Assets” are generally required to be delivered to the applicable Custodian on behalf of the Trustee in accordance with the Trust Agreement.   [Describe any exceptions.]

Each transfer of the Mortgage Loans from the Seller to the Depositor and from the Depositor to the Trustee will be intended to be a sale of the Mortgage Loans and will be reflected as such in the Sale and Assignment Agreement and the Trust Agreement, respectively. However, in the event of insolvency of either the Seller or the Depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the Mortgage Loans by the insolvent party as a financing secured by a pledge of the Mortgage Loans. In the event that a court were to recharacterize the sale of the Mortgage Loans by either the Seller or the Depositor as a financing, each of the Depositor, as transferee of the Mortgage Loans from the Seller, and the Trustee will have a security interest in the Mortgage Loans transferred to it.  The Trustee’s security interest will be perfected by delivery of the mortgage notes to the applicable Custodian on behalf of the Trustee.

Representations and Warranties

The Mortgage Loans were [purchased pursuant to various Sale Agreements by the Seller directly from the Transferor] [are originated by [affiliates of] LBH].

[Pursuant to the terms of the Sale Agreement, the Transferor has made to the Seller, as direct purchaser or assignee, as of the Sale Date certain representations and warranties concerning the Transferred Mortgage Loans that generally include representations and warranties similar to those summarized in the prospectus under the heading “Loan Underwriting Procedures and Standards—Representations and Warranties.”  The Seller’s rights under the Sale Agreement will be assigned by the Seller to the Depositor pursuant to the Sale and Assignment Agreement and, in turn, assigned by the Depositor to the Trustee for the benefit of holders of the Certificates pursuant to the Trust Agreement.]

In addition to the representations and warranties summarized in the prospectus under the heading “Loan Underwriting Procedures and Standards—Representations and Warranties,” the Transferor has also made the following representations and warranties:  [List any Mortgage Loan representations and warranties which are material and are not listed in the prospectus.]

Within the period of time specified in the Trust Agreement following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the Mortgage Loan, or receipt of notice of such breach, the applicable Transferor or the Seller will be obligated either to (1) cure such breach, (2) repurchase the affected Mortgage Loan from the Trust Fund for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus any costs and damages incurred by the trust fund in connection with any violation of any anti-predatory or anti-abusive lending laws or (3) in the circumstances described in the prospectus under “The Agreements—Repurchase and Substitution of Non-Conforming Loans,” substitute a Qualifying Substitute Mortgage Loan.

[In addition, pursuant to the Sale and Assignment Agreement, with respect to any Transferred Mortgage Loans, the Seller will make to the Depositor (and the Depositor will assign to the Trustee for the benefit of holders of the Certificates) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the Mortgage Loans between the applicable Sale Date and the Closing Date.  In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by the applicable Transferor as described above, the Seller will be obligated in the same manner as the Transferor to cure such breach or repurchase the affected Mortgage Loan from the Trust Fund, as described above. However, the Seller will have no obligation to cure a breach or repurchase or replace a Transferred Mortgage Loan if the relevant breach constitutes a breach of a representation or warranty made by the related Transferor under the related Sale Agreement and such Transferor fails to fulfill its obligations. Notwithstanding the foregoing, the Seller will represent in the Sale and Assignment Agreement with respect to any Transferred Mortgage Loans in the event of a breach of those representations set forth in clauses ([    ]) and ([    ]) of the immediately preceding paragraph, the Seller will be directly obligated to cure such breach or repurchase or replace the affected Mortgage Loan.]

To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased or replaced by the applicable Transferor or the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of the Certificates, in particular the [    ] Certificates, may incur a loss.

Certain Matters Under the Trust Agreement

Duties of the Trustee.  The Trustee will serve as paying agent and certificate registrar. The Trustee will make payments to Certificateholders based solely on the Distribution Date statements prepared by the [Master Servicer] [Securities Administrator]. The Trustee will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information.

The Trustee will be required to perform only those duties specifically required of it under the Trust Agreement unless an Event of Default has occurred, in which case the Trustee may take such additional actions as described below under “—Events of Default under the Trust Agreement.” Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they are in the form required by the Trust Agreement; however, the Trustee will not be responsible for the accuracy or content of any documents furnished to the Trustee by the [    ] or any other party.

The Trustee will not have any liability arising out of or in connection with the Trust Agreement, except that the Trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in an Event of Default, and the Trustee will not be deemed to have notice of any Event of Default unless an officer of the Trustee has actual knowledge of the Event of Default or written notice of an Event of Default is received by the Trustee at its Corporate Trust Office. See “—Events of Default under the Trust Agreement” below. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

The Trustee will have no duties under the Trust Agreement with respect to any claim or notice it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan under the Trust Agreement; however, the Trustee will remit to [    ] any claim or notice it may receive which is delivered to the Corporate Trust Office and which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property. None of the provisions in the Trust Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the [Master] Servicer. The Trustee will not be responsible for any act or omission of the [Master Servicer,] [the Securities Administrator,] the Depositor or any other party.

The Trustee will not be responsible for (a) any recording or filing of any agreement or of any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing which may have been made, or the validity, priority, perfection or sufficiency of the security for the Certificates, (b) the payment of any insurance related to the Certificates or the Mortgage Loans or (c) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund, other than from funds available in any Trust Account. The Trustee is not responsible for the validity of the Trust Agreement, the Swap Agreement or the Certificates or the validity, priority, perfection or sufficiency of the security for the Certificates.

Events of Default Under the Trust Agreement.  An Event of Default under the Trust Agreement will generally consist of:

•

[list events of default under the Trust Agreement]

So long as an Event of Default remains unremedied under the Trust Agreement, the Trustee may terminate the Master Servicer, whereupon [    ], unless a successor master servicer is appointed, will succeed to all responsibilities, duties and liabilities of the Master Servicer under the Trust Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable Servicing Fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Trust Agreement. In the event that [    ] is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor Master Servicer.

During the continuance of an Event of Default under the Trust Agreement, the Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders, and Certificateholders evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the Trustee. Also, the Trustee may decline to follow the direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

No Certificateholder, solely by virtue of that holder’s status as a Certificateholder, will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless that Certificateholder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby have made a written request upon the Trustee to institute a proceeding in its own name as Trustee thereunder, and have offered to the Trustee reasonable indemnity, and the Trustee for the number of days specified in the Trust Agreement has neglected or refused to institute such a proceeding.

Expenses and Indemnities of the Trustee.  The Trustee will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with the Trust Agreement, except for expenses, disbursements and advances incurred by the Trustee in the routine administration of its duties under the Trust Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The Trustee will also be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the Trust Agreement or in connection with the performance of its duties under the Trust Agreement, the Swap Agreement, the Sale and Assignment Agreement, any Sale Agreement, any Servicing Agreement or any Custodial Agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the Trust Agreement.

The Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from the Interest Remittance Amount and Principal Remittance Amount, prior to distribution of any amounts to Certificateholders, provided that such reimbursable amounts will not exceed $[    ] in the aggregate per year from the Closing Date to the first anniversary of the Closing Date and each for each subsequent anniversary year thereafter. The Trustee will be entitled to reimbursement for its expenses and indemnification amounts in excess of $[    ] in each anniversary year from the aggregate of any Interest Remittance Amount remaining after application of any Current Interest and Carryforward Interest and [    ], as described under “Description of the Certificates—Distributions of Interest—Interest Distribution Priorities.”

Resignation of Trustee.  The Trustee may, upon written notice to the Depositor, the Master Servicer [and the Securities Administrator], resign at any time, in which event the Depositor will appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after the Trustee’s notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

The Trustee may be removed at any time by the Depositor if (a) the Trustee ceases to be eligible to continue to act as trustee under the Trust Agreement, (b) the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee is appointed, (c) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located or (d) the continued use of the Trustee would result in a downgrading of the rating by any Rating Agency of any Class of Certificates. In addition, the Trustee may be removed at any time by holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates upon 30 days’ written notice to the Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee, whereupon the predecessor trustee will mail notice of the succession of the successor trustee to all Certificateholders; the expenses of the mailing are to be borne by the predecessor trustee. The predecessor trustee will be required to assign to the successor trustee its interest under all Mortgage Loan files, and will be required to assign and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect that transfer. In addition, the Master Servicer and the predecessor trustee will be required to execute and deliver such other instruments and do such other things as may reasonably be required to vest in the successor trustee all such rights, powers, duties and obligations.

Amendment of the Trust Agreement.  The Trust Agreement may be amended by the parties to the Trust Agreement, without notice to or consent of the Certificateholders:

(1)

to cure any ambiguity;

(2)

to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

(3)

to add any other provisions with respect to matters or questions arising under the Trust Agreement; or

(4)

to comply with any requirements imposed by the Code;

provided, that (a) no such amendment may adversely affect the status of any REMIC and (b) any amendment under clause (3) above must not adversely affect in any material respect the interests of any Certificateholders. Any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Certificates.

The Trust Agreement may also be amended by the parties to the Trust Agreement with the consent of the Certificateholders of not less than 66% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no amendment may reduce the amount or delay the timing of payments on any Certificate without the consent of the holder of such Certificate, or reduce the percentage required to consent to the amendment, without the consent of Certificateholders of 100% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected by the amendment.

Reports to Certificateholders

The [Securities Administrator][Master Servicer] will prepare and, in the manner described under “Additional Information” above, will make available to each Certificateholder on each Distribution Date, or as soon thereafter as is practicable, a report setting forth the following information (on the basis of Mortgage Loan level information obtained from the Servicer):

[(1)

the aggregate amount of the distribution to be made on that Distribution Date to each class of Certificates, to the extent applicable, allocable to principal on the Mortgage Loans, including Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled and unscheduled principal payments;]

[(2)

the aggregate amount of the distribution to be made on that Distribution Date to each class of Certificates allocable to interest and the calculation thereof;]

[(3)

the amount, if any, of any distribution to the [    ] Certificates;]

[(4)

(A) the aggregate amount of any Advances required to be made by or on behalf of a Servicer (or the Master Servicer) with respect to that Distribution Date, (B) the aggregate amount of such Advances actually made, and (C) the amount, if any, by which (A) above exceeds (B) above;]

[(5)

by Mortgage Pool and in the aggregate, the total number of Mortgage Loans and the aggregate Scheduled Principal Balance of all the Mortgage Loans as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under item (1) above;]

[(6)

the Class Principal Amount of each class of Certificates, to the extent applicable, as of that Distribution Date after giving effect to payments allocated to principal reported under item (1) above, separately identifying any reduction of any of the foregoing Certificate Principal Amounts due to Applied Loss Amounts;]

[(7)

the amount of any Prepayment Premiums distributed to the Class P Certificates;]

[(8)

by Mortgage Pool and in the aggregate, the amount of any Realized Losses incurred with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date;]

[(9)

the amount of the Servicing Fees, [Credit Risk Manager’s Fees,] [other fees] and [primary mortgage insurance premiums] paid during the Collection Period to which that distribution relates;]

[(10)

the number and aggregate Scheduled Principal Balance of Mortgage Loans, as reported to the Securities Administrator by the Master Servicer, (a) remaining outstanding, (b) delinquent 30 to 59 days, (c) delinquent 60 to 89 days, (d) delinquent 90 or more days, (e) as to which foreclosure proceedings have been commenced, all as of the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs, (f) in bankruptcy and (g) that are REO Properties;]

[(11)

the aggregate Scheduled Principal Balance of any Mortgage Loans in any Mortgage Pool with respect to which the related Mortgaged Property became a REO Property as of the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs;]

[(12)

with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each Deleted Loan, and of each Qualifying Substitute Mortgage Loan;]

[(13)

the aggregate outstanding Carryforward Interest, Net Prepayment Interest Shortfalls, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each class of Certificates, after giving effect to the distribution made on that Distribution Date;]

[(14)

the Interest Rate applicable to that Distribution Date with respect to each class of Certificates;]

[(15)

with respect to [each] Mortgage Pool, the Interest Remittance Amount and the Principal Remittance Amount applicable to that Distribution Date;]

[(16)

if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Certificate Account and the amounts actually distributed);]

[(17)

the amount of any Overcollateralization Deficiency after giving effect to the distributions made on that Distribution Date;]

[(18)

[the aggregate amount of any insurance claim payments received with respect to any LPMI Policy during the related Collection Period;]

[(19)

the level of LIBOR and any other applicable Indices for that Distribution Date;]

[(20)

the amount of any Net Swap Payment to the Supplemental Interest Trust, any Net Swap Payment to the Swap Counterparty, any Swap Termination Payment to the Supplemental Interest Trust and any Swap Termination Payment to the Swap Counterparty;] and

[(21)

a statement as to whether any exchanges of Exchangeable Certificates have taken place since the preceding Distribution Date, and, if applicable, the names, certificate balances, including notional balances, certificate interest rates, and any interest and principal paid, including any shortfalls allocated, of any classes of certificates that were received by the Certificateholder as a result of such exchange.]

[If applicable, list contents of any other reports to Certificateholders.]

In addition, within 90 days after the end of each calendar year, the Trustee will prepare and make available to any person who at any time during the calendar year was a Certificateholder of record, a report summarizing the items provided to the Certificateholders pursuant to items ([    ]) and ([    ]) above on an annual basis as may be required to enable those Certificateholders to prepare their federal income tax returns. Such information shall also include the amount of OID accrued on each class of Certificates and information regarding the expenses of the Trust Fund furnished by the Master Servicer to the Trustee. The [Securities Administrator][Master Servicer] will provide the Trustee with such information as is necessary for the Trustee to prepare such reports (and the Trustee may rely solely upon such information).

Voting Rights

At all times [    ]% of all voting rights will be allocated among the holders of the [    ] Certificates as provided below. The portion of such voting rights allocated to the [    ] Certificates will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate principal balance of the Mortgage Loans. The remainder of such percentage portion of voting rights will be allocated to the [    ] Certificates. The holders of the [    ] Certificates will each be allocated [    ]% of the voting rights. The voting rights allocation to any class of Certificates will be allocated among all holders of each such class in proportion to the outstanding Certificate Principal Amount or Percentage Interest of such Certificates.

Yield, Prepayment and Weighted Average Life

General

The yields to maturity on the Offered Certificates will be affected by the rate of principal payments on the Mortgage Loans (including prepayments, which may include amounts received by virtue of repurchase, condemnation, insurance or foreclosure), the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower rates, the amount and timing of mortgagor delinquencies and defaults resulting in Realized Losses, the purchase price for the Certificates and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to a higher rate of prepayment than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include changes in borrowers’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans may generally be prepaid at any time without penalty and generally have due-on-sale clauses.

The rate of principal payments on the Mortgage Loans will be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the mortgagors, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The weighted average remaining term to maturity of the Mortgage Loans is approximately [     ] months; seasoning may influence the performance of the Mortgage Loans. The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Since the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under “Yield, Prepayment and Maturity Considerations”), no assurance can be given as to the actual rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor’s yield to maturity. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

[Some of the Mortgage Loans are subject to Prepayment Premiums or Lockout Fees.  These Prepayment Premiums or Lockout Fees, as applicable, to the extent they are not waived by the applicable Servicer, may have the effect of reducing the amount of the likelihood of prepayment of the Mortgage Loans during these intervals.  Subject to any Prepayment Premium or Lockout Fee, the Mortgage Loans generally may be prepaid in full or in part at any time.]

[The yields to investors on the [Class [    ]] Certificates may be adversely affected by the Trust Fund’s acquisition of Additional Mortgage Loans, which will reduce the amount and timing of [principal][interest][excess interest] distributions on these Certificates.]

Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions to holders of the Offered Certificates of principal amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

[As described herein, approximately [     ]% of the Mortgage Loans do not provide for monthly payments of principal for the first [    ] years following origination. Instead, only monthly payments of interest are due during that period. Other considerations aside, because of these characteristics, borrowers may be disinclined to prepay the loans during the [    ] year period. In addition, because no principal is due on the loans for their initial [    ] year period, the Certificates will amortize at a slower rate during that period than would otherwise be the case. Thereafter, when the monthly payments on the loans are recalculated on the basis of a twenty year, level payment amortization schedule as described herein, principal payments on the Certificates are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the underlying loans were calculated on the basis of a [    ] year amortization schedule. The Mortgage Loans were generally originated (or modified) with Mortgage Rates for their first [    ] years below the rate that would have resulted if based on the Index and related Gross Margin. The Mortgage Loans may experience lower rates of prepayment during the period that the loans bear interest at the lower Mortgage Rates. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Mortgage Loans.]

The Certificate Interest Rate for the [    ] Certificates at any time will be capped at a rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans. To the extent that Mortgage Loans bearing relatively high Mortgage Rates experience a more rapid rate of prepayment than Mortgage Loans with relatively low rates, the Certificate Interest Rate for the [    ] Certificates will be reduced, and this reduction could be substantial.

If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield to maturity may be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield to maturity may be lower than that so calculated.

The yields on the Offered Certificates may be adversely affected by Net Prepayment Interest Shortfalls on the Mortgage Loans. The yields on the Offered Certificates may also be adversely affected by reductions in the Mortgage Rates under the Relief Act or similar state or local laws.

[The payment of balloon payments may result in lower yields on Class [   ] Certificates than would be the case if all the Mortgage Loans were fully amortizing.  Balloon mortgage loans also pose a greater risk of default than fully amortizing Mortgage Loans because borrowers are required to pay substantial principal payments (the “Balloon Payment”) upon maturity.  A borrower’s ability to pay a Balloon Payment may depend on its ability to refinance the Mortgage Loan or sell the related Mortgaged Property.

The effective yields to holders of the [    ] Certificates will be lower than the yields otherwise produced by the Certificate Interest Rate and the related purchase price because monthly distributions will not be made to the holders until the [    ] day (or the immediately following Business Day if the [    ] day is not a Business Day) of the month following the month in which interest accrues on the Certificate (without any additional distribution of interest or earnings thereon in respect of any delay.

[Subordination of the Class [      ] Certificates

On each Distribution Date, the holders of any higher ranking Class of Certificates will have a preferential right to receive amounts of interest and principal due to them on that Distribution Date before any distributions are made on any Class of Certificates subordinate to that Class. As a result, the yields to maturity and the aggregate amount of distributions on the Class [     ] Certificates will be more sensitive than the yields of higher ranking Certificates to the rate of delinquencies and defaults on the Mortgage Loans.

As more fully described herein, the principal portion of Realized Losses (other than Excess Losses) on the Mortgage Loans will be allocated first to the lower ranking Classes of Subordinate Certificates, then to the Class [    ] Certificates, then to the Class [    ] Certificates, and then to the Class [    ] Certificates, in that order, until the Class Certificate Principal Amount of each Class has been reduced to zero, before any Realized Losses will be allocated to the Senior Certificates. The interest portion of Realized Losses (other than Excess Losses) will reduce the amount available for distribution on the related Distribution Date to the lowest ranking Class or Classes of Certificates outstanding on that date.]

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest applied in reduction of the Certificate Principal Amounts of the Offered Certificates.

Prepayments on mortgage loans are commonly measured relative to a [       ] prepayment standard or model. The model used in this prospectus supplement for the Mortgage Loans (“[       ]”) is [       ], which represents [       ].

[       ] does not purport to be either a historical description of the prepayment experience of the  mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund.

The tables set forth on Annex B-2 to this prospectus supplement were prepared based on the following modeling assumptions:

[Detailed list of all modeling assumptions to be provided.]

The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth on Annex B-2 hereto, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity and Mortgage Rates of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of [       ] specified, even if the weighted average remaining terms to maturity and the weighted average Mortgage Rates of the Mortgage Loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the [    ] Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of [       ].

Subject to the foregoing discussion and assumptions, the tables set forth on Annex B-2 hereto indicate the weighted average lives of the [    ] Certificates and set forth the percentages of the initial Class Principal Amounts of the [    ] Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of [       ].

The weighted average life of a [    ] Certificate is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the [    ] Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

Material Federal Income Tax Considerations

General

[An election will be made to treat the Trust Fund as a REMIC for federal income tax purposes. In the opinion of [McKee Nelson LLP] [Dechert LLP] [Heller Ehrman LLP], assuming compliance with all provisions of the Trust Agreement, for federal income tax purposes the Trust Fund will qualify as one or more REMICs pursuant to Section 860D of the Code, the Offered Certificates other than the Class R Certificate will be considered to be “regular interests” in a REMIC within the meaning of the Code, and the Class R Certificate will be considered to be the sole class of “residual interest” in each REMIC within the meaning of the Code. See “Material Federal Income Tax Considerations” in the Prospectus.

Although the matter is not free from doubt, the Depositor intends to report stated interest on the Offered Certificates as “qualified stated interest.”

The Offered Certificates may be issued with original issue discount for federal income tax purposes. See “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments” in the Prospectus. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be a rate equal to [   ]% [   ]. No representation is made that the Mortgage Loans will prepay at these rates or at any other rates. Original issue discount must be included in income as it accrues on a constant yield method, regardless or whether a holder receives concurrently the cash attributable to original issue discount.

[Residual Certificates

Special tax considerations apply to an investment in Residual Certificates. In certain circumstances, the method of taxation of Residual Certificates can produce a significantly less favorable after-tax return for beneficial owners of Residual Certificates than would be the case if (1) Residual Certificates were taxable as debt instruments or (2) no portion of the taxable income on a Residual Certificate in each period were treated as “excess inclusion” income.  See “Material Federal Income Tax Considerations — REMIC Residual Certificates” in the Prospectus.

Residual Certificates may not be transferred, sold, pledged or otherwise assigned unless, prior to the transfer, the proposed transferee delivers to the Trustee an affidavit certifying that the transferee is not a Disqualified Organization and is not purchasing a Residual Certificate on behalf of a Disqualified Organization and certifying as to any matters as may be necessary to verify that no significant purpose of the transfer is to impede the assessment or collection of tax, including the ability of the transferee to pay applicable taxes. In addition, Residual Certificates may not be held by a nominee. Each proposed transferee must also sign a transferee letter which, in the case of a transfer to or from a Foreign Person, generally would require furnishing evidence that the transfer would be respected for federal income tax purposes.]

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Considerations” in the Prospectus.]

Legal Investment Considerations

[The Offered Certificates will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Offered Certificates.]

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors are encouraged to consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by them.  See “Legal Investment Considerations” in the Prospectus.

Use of Proceeds

The net proceeds from the sale of the Offered Certificates will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Mortgage Loans [and the repayment of any financing][and the funding of the Pre-Funding Account]. The Mortgage Loans will be acquired by the Depositor from the Seller in a privately negotiated transaction.

ERISA Considerations

A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code should carefully review with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See “ERISA Considerations” in the accompanying Prospectus.

Underwriting

Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter(s), the Depositor has agreed to sell to the Underwriter(s), and the Underwriter(s) [has/have] agreed to purchase from the Depositor, all of the Offered Certificates [as expressed as a portion of Class Principal Amount or Class Notional Amount, as applicable, as set forth below].

[The allocation among the Underwriter(s) to be provided.]

The distribution of the Offered Certificates by the Underwriter(s) will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter(s) may effect the transactions by selling the Certificates to or through dealers, and the dealers may receive from the Underwriter(s), for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter(s) and any dealers that participate with the Underwriter(s) in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Act. The Underwriting Agreement provides that the Depositor will indemnify the Underwriter(s) against certain civil liabilities, including liabilities under the Act.

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[    ].

[         ] has entered into an agreement with the Depositor to purchase the Class [     ] Certificates simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

Lehman Brothers Inc. is an affiliate of the Depositor, [the Seller,] [one of the Servicers] [and the Master Servicer].

Legal Matters

Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter by [McKee Nelson LLP, Washington, D.C.] [Dechert LLP, New York, New York] [Heller Ehrman LLP, Seattle, Washington].

Ratings

It is a condition to the issuance of the Offered Certificates that they have the applicable rating or ratings by [    ], [    ] and [    ] indicated under “Initial Certificate Ratings” in the table on page S-1.

The ratings of “AAA” and “Aaa” are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Offered Certificates of distributions in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Offered Certificates. The ratings do not take into consideration any of the tax aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments.

[The ratings do not address the likelihood that any Basis Risk Shortfall or Unpaid Basis Risk Shortfall will be paid to Certificateholders.]

There will be no arrangements to have the ratings monitored while the Certificates are outstanding.

The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than those described above; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies described above.

Glossary of Defined Terms

80+ LTV Loans	First Lien Mortgage Loans having original Loan-to-Value Ratios in excess of 80%.
Accrual Period	For each class of [ ] and each Distribution Date, the period beginning on [ ] and ending on [ ].
[Additional Mortgage Loans	Any additional Mortgage Loans to be added to the Trust Fund during the Revolving Period, as described under “Acquisition by the Trustee of Additional Mortgage Loans.”]
Adjustable Rate Mortgage Loans

Mortgage Loans for which the related mortgage note provides for adjustment of the applicable Mortgage Rate, as described under [“Description of the Mortgage Pool—Adjustable Rate Mortgage Loans” and “—The Indices.”]

Adjustment Date	With regard to the Adjustable Rate Mortgage Loans, each date on which the related Mortgage Rate is adjusted in accordance with the terms of the related mortgage note.
Advance

An advance of funds which [     ] is generally obligated to make with respect to delinquent payments of principal and interest on the Mortgage Loans (other than Balloon Payments), based on an interest rate adjusted to the related Mortgage Rate less the related Servicing Fee Rate.

Applied Loss Amount

For any Distribution Date, after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Collection Period and distributions of principal on such Distribution Date, the amount by which the [    ] exceeds [     ].

Balloon Loans

Any Mortgage Loan that provides for (1) equal monthly Scheduled Payments that will not reduce the Scheduled Principal Balance of the Mortgage Loan to zero at its maturity date and (2) a larger monthly payment due at its maturity date equal to the unpaid Scheduled Principal Balance of that Mortgage Loan, with interest thereon.

Balloon Payments	Final payments on Balloon Loans due on their maturity dates that are significantly larger than other monthly payments.
Basis Risk Payment

For any Distribution Date, the sum of (1) any Basis Risk Shortfall for such Distribution Date, (2) any Unpaid Basis Risk Shortfall for such Distribution Date and (3) any Required Reserve Fund Amount (as specified in the Trust Agreement) for such Distribution Date.

Basis Risk Reserve Fund	A reserve fund into which any amount of [ ] is deposited in order to pay Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls.
Basis Risk Shortfall

For each Distribution Date and any class of [     ], the amount, if any, by which the amount calculated under the applicable Interest Rate formula exceeds the amount calculated under the applicable Net Funds Cap for such class.

BBA	The British Bankers’ Association.
Beneficial Owner	Any person acquiring an interest in a Book-Entry Certificate.
Book-Entry Certificates	The Certificates, other than any Definitive Certificate.
Business Day	Generally any day other than a Saturday or Sunday or a day on which banks in [ ] are closed.
Cap Contract	A limited recourse notional principal contract.
Carryforward Interest	For any class of [ ] and any Distribution Date, the sum of [ ].
Certificate Account	A certificate account maintained by [ ]on behalf of the Certificateholders.
Certificate Principal Amount

For any [     ] as of any Distribution Date, its initial Certificate Principal Amount as of the Closing Date, as reduced by all amounts previously distributed on that Certificate in respect of principal prior to such Distribution Date.

Certificateholder	Any person acquiring a beneficial ownership interest in any Certificate.
Certificates	The [ ].
Class Principal Amount	For any class of [ ], the aggregate of the Certificate Principal Amounts of all certificates of that class.
Clearstream Luxembourg	Clearstream Banking Luxembourg.
Clearstream Luxembourg Participants	Participating organizations that utilize the services of Clearstream Luxembourg.
Closing Date	[ ]
Code	The Internal Revenue Code of 1986, as amended.
Collection Account	The collection account maintained by the Master Servicer established in the name of the Trustee and for the benefit of the Certificateholders.
Collection Period

For any Distribution Date, the [      ] period beginning on the [      ] day of the [      ] month immediately preceding the month in which such Distribution Date occurs and ending on the [      ] day of the month in which such Distribution Date occurs.

Combined Loan-to-Value Ratio

For any Mortgage Loan at any date of determination, the ratio of the principal balance of such Mortgage Loan at the date of determination, plus the principal balance of each mortgage loan senior thereto based upon the most recent information available to the Seller, to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale, or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of such refinancing or modification.

Compensating Interest

For any applicable Distribution Date and prepayments in full or in part, the amount required to be paid by [     ] in respect of any resulting Prepayment Interest Shortfalls up to an amount equal to the aggregate of the Servicing Fees received on the Mortgage Loans serviced by it.

Credit Scores

Statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower’s credit worthiness. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with origination of mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The Credit Scores set forth in the tables in Annex A were obtained at either the time of origination of the related Mortgage Loan or more recently. Neither the Depositor nor [any of] the Originator[s] makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

Current Interest	For any class of [ ] and any Distribution Date, the aggregate amount of interest accrued at the applicable Interest Rate during the [ ].
Custodial Agreements	The custodial agreements, each between [ ] and [ ].
Custodians	On the Closing Date [ ], each in [its] capacity as a custodian, or any successor thereto.
Cut-off Date	[ ]
Cut-off Date Balance	The Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date.
Deferred Amount	For each Distribution Date and for each class [ ], the amount by which [ ].
Definitive Certificate	A physical certificate representing any Certificate.
Deposit Date	The Business Day immediately preceding each Distribution Date.
Designated Telerate Page

The Moneyline Telerate Service page 3750, or such other page as may replace page 3750, or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars.

Distressed Mortgage Loan	Any Mortgage Loan which becomes more than [90] days delinquent or for which [ ] has accepted a deed in lieu of foreclosure.
Distribution Date	[ ]
DTC	The Depository Trust Company.
ERISA	The Employee Retirement Income Security Act of 1974, as amended.
ERISA Restricted Offered Certificate	An Offered Certificate which does not have a rating of BBB- or above or Baa3 or above at the time of its acquisition by a Plan.
Euroclear	The Euroclear System.
Euroclear Participants	Participating organizations that utilize the services of Euroclear.
First Lien Mortgage Loans	Mortgage Loans secured by mortgages or deeds of trust or similar security instruments creating a first lien on the related Mortgaged Property.
Fixed Rate Mortgage Loans	Mortgage Loans for which the related mortgage note provides for a fixed Mortgage Rate for the entire amortization term of those Mortgage Loans.
Global Securities	The globally offered Certificates.
Gross Margin	For Adjustable Rate Mortgage Loans, the interest rate margin specified in the related mortgage note.
Index	The index applicable to any Adjustable Rate Mortgage Loan, based on [Six-Month LIBOR] or [One-Year CMT].
Initial Cap

For any Adjustable Rate Mortgage Loan, a fixed percentage specified in the related mortgage note beyond which the related Mortgage Rate generally will not increase or decrease on the first Adjustment Date.

Insurance Proceeds	Any amounts paid by an insurer under any standard hazard insurance policy, flood insurance policy or any other insurance policy relating to the Mortgage Loans or related Mortgaged Properties.
Interest Rate	[ ]
Interest Remittance Amount	For any Distribution Date and any Mortgage Pool, an amount equal to [ ].
Interest-Only Mortgage Loans

Mortgage Loans that provide for payment of interest at the related Mortgage Rate, but no payment of principal, for the period specified in the related mortgage note following the origination of the related Mortgage Loan.

IRS	The Internal Revenue Service.
Issuing Entity	[ ]
LIBOR	The London Interbank Offered Rate.
LIBOR Business Day	Any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.
LIBOR Determination Date	The [ ] LIBOR Business Day preceding the commencement of each Accrual Period.
Liquidated Mortgage Loan

In general, a defaulted Mortgage Loan as to which [     ] has determined that all amounts that it expects to recover in respect of such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

Loan-to-Value Ratio

For any Mortgage Loan at any date of determination, the ratio of the principal balance of such Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.

Lockout Fee	A fee payable by the borrower in connection with any full or partial payment of principal prior to the date permitted for such prepayment as specified in the related mortgage note.
Lockout Fee Period

The period of time specified in the related mortgage note during which the related Mortgage Loan provides for payment of a Lockout Fee in connection with certain voluntary, full or partial prepayments of that Mortgage Loan.

Maximum Interest Rate	[ ]
Maximum Rate	For any Mortgage Loan, the rate specified in the related mortgage note which the related Mortgage Rate will never exceed.
Minimum Rate	For any Mortgage Loan, the rate specified in the related mortgage note which the related Mortgage Rate will never be less than.
Monthly Excess Cashflow	For any Distribution Date, [ ].
Monthly Excess Interest	Any remaining Interest Remittance Amounts from [ ].
Mortgage Loans	The [conventional, adjustable and fixed rate, fully amortizing and balloon, first and second lien commercial mortgage loans] included in the Trust Fund as of the Closing Date.
Mortgage Pool	[ ]
Mortgage Rate	For any Mortgage Loan, its applicable interest rate as determined in the related mortgage note as reduced by any application of the Relief Act.
Mortgaged Property	The real property securing a Mortgage Loan.
Net Funds Cap	For each Distribution Date , an annual rate equal to [ ].
Net Liquidation Proceeds

All amounts, net of (1) unreimbursed expenses and (2) unreimbursed Advances and servicing advances, received and retained in connection with the liquidation of defaulted Mortgage Loans, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure.

Offered Certificates	The [ ].
OID	Original issue discount.
One-Month LIBOR	The average of the interbank offered rates for one-month U.S. dollar deposits in the London market.
One-Year CMT

The weekly average yield on United States treasury security adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15(519) and most recently available as of the date 45 days before the related Adjustment Date.

Originators	The originators of the Mortgage Loans.
Optimal Interest Remittance Amount	For each Distribution Date, the product of [ ].
Participant	Participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.
Participation Interests

A participation interest in certain Mortgage Loans, established under a participation agreement.  Each participation interest will represent an entitlement to interest and principal payments on a single Mortgage Loan.

Periodic Cap

For any Adjustable Rate Mortgage Loan, the fixed percentage specified in the related mortgage note above and below which the related Mortgage Rate will not be adjusted on any Adjustment Date, except for the first Adjustment Date.

Plan	Any employee benefit plan or other retirement arrangement that is subject to ERISA or to Section 4975 of the Code.
Pool Balance	For any Mortgage Pool as of any date of determination, the aggregate of the Scheduled Principal Balances of the Mortgage Loans in such Mortgage Pool as of such date.
Prepayment Interest Excess	For any Mortgage Loan, any excess of any interest received on that Mortgage Loan over one month’s interest at the Net Mortgage Rate.
Prepayment Interest Shortfall

The amount by which one month’s interest at the Mortgage Rate (as reduced by the related Servicing Fee Rate) on a Mortgage Loan as to which a voluntary prepayment has been made in the month preceding the month in which such prepayment is distributed to Certificateholders exceeds the amount of interest actually received in connection with such prepayment.

Prepayment Period	For each Distribution Date for a prepayment [in part or in full], the [calendar month] immediately preceding the month in which such Distribution Date occurs.
Prepayment Premium	A prepayment premium payable by the borrower in connection with certain full or partial prepayments of principal on a Mortgage Loan.
Prepayment Premium Period

The period of time specified in the related mortgage note during which the related Mortgage Loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments of that Mortgage Loan.

Principal Distribution Amount	For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which [ ].
Principal Distribution Amount	For each Mortgage Pool for any Distribution Date, an amount equal to [ ].
Principal Remittance Amount	For each Mortgage Pool and for any Distribution Date, an amount equal to [ ].
PTCE 95-60	Prohibited Transaction Class Exemption 95-60.
PTE	A Prohibited Transaction Exemption granted by the U.S. Department of Labor.
Purchase Price	An amount equal to the sum of [ ].
Rating Agencies	Each of [ ].
Realized Loss	The excess of the outstanding principal balance of a Liquidated Mortgage Loan over the related Net Liquidation Proceeds, to the extent allocable to principal.
Relevant Depositary	[ ] as depositary for Clearstream Luxembourg, and [ ] as depositary for Euroclear, individually.
Relief Act	The Servicemembers Civil Relief Act and similar state or local laws.
Relief Act Reduction	Any reduction of the applicable Mortgage Rate by application of the Relief Act.
Residual Certificate	The Class R Certificate.
[Revolving Account	An account maintained by [ ] on behalf of the Certificateholders for the purposes of acquiring Additional Mortgage Loans.]
[Revolving Period	The period from and including the Distribution Date in [ ] and ending on the Distribution Date in [ ].]
Sale Agreements	The transfer agreements pursuant to which [ ] purchased a Mortgage Loan directly from the Transferors.
Sale and Assignment Agreement	The mortgage loan sale and assignment agreement dated as of [ ], between the Seller and the Depositor.
Sale Date	The date on which a Mortgage Loan was purchased by the [ ] pursuant to the related Sale Agreement.
Scheduled Payment	The monthly scheduled payment of interest and principal specified in the related mortgage note for the Mortgage Loan.
Scheduled Principal Balance

For any Mortgage Loan as of any date of determination, an amount generally equal to its outstanding principal balance as of the Cut-off Date after giving effect to Scheduled Payments due on or before such date, whether or not received, as reduced by (1) the principal portion of all Scheduled Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period immediately preceding such date of determination. The Scheduled Principal Balance of a Liquidated Mortgage Loan will be equal to zero.

Second Lien Mortgage Loans	Mortgage Loans secured by mortgages or deeds of trust or similar security instruments creating a junior lien on the related Mortgaged Property.
Securities Act	The Securities Act of 1933, as amended.
Seller	[ ]
Servicer Remittance Date	The [ ] day of each month.
Servicer	On the Closing Date, [ ] and any other Servicer servicing the Mortgage Loans.
Servicing Account	A custodial account maintained by each Servicer established in the name of [ ] and for the benefit of Certificateholders.
Servicing Agreement	The servicing agreement, between the Seller and the Servicer.
Servicing Fee

For each Mortgage Loan, a monthly fee paid to each Servicer out of interest collections received from the related Mortgage Loan calculated at the Servicing Fee Rate on the outstanding principal balance of each Mortgage Loan.

Servicing Fee Rate	[ ]
Six-Month LIBOR	The average of the interbank offered rates for six-month U.S. dollar deposits in the London market, calculated as provided in the related mortgage note.
Six-Month LIBOR Mortgage Loans	Adjustable Rate Mortgage Loans providing for semi-annual adjustment of the related Mortgage Rate based on Six-Month LIBOR.
SMMEA	The Secondary Mortgage Market Enhancement Act of 1984, as amended.
Stepdown Date	The earlier of (x) [ ] or (y) [ ].
Subsequent Recovery	Any amount recovered with respect to a Liquidated Mortgage Loan for which a Realized Loss has been incurred after liquidation and disposition of such Mortgage Loan.
Substitution Amount

Generally equal to the amount, if any, by which the Scheduled Principal Balance of a Mortgage Loan required to be removed from a Mortgage Pool due to a breach of a representation or warranty or defective documentation exceeds the principal balance of the related substitute Mortgage Loan, plus unpaid interest accrued thereon, any unpaid Advances or servicing advances, unpaid Servicing Fees (and related interest) and the costs and damages incurred by the Trust Fund in respect of such removed Mortgage Loan as a result of violations of any applicable federal, state or local predatory or abusive lending law with respect to such Mortgage Loan.

Target Amount	For any Distribution Date, an amount equal to [ ].
Tax Counsel	[ ]
Transferors	The various entities from which the [ ] purchased Mortgage Loans pursuant to the Sale Agreements.
Transferred Mortgage Loans	The Mortgage Loans purchased by [ ] from various Transferors under the Sale Agreements.
Trust Accounts	The Certificate Account, the Servicing Accounts, the Basis Risk Reserve Fund and [ ].
Trust Agreement	The trust agreement dated as of [ ], among [ ].
Trust Fund	The trust fund created pursuant to the Trust Agreement.
Trustee	[ ] in its capacity as trustee under the Trust Agreement, or any successor thereto.
Underwriter	[ ]
Underwriting Agreement	Collectively, the underwriting agreement and the terms agreement between the Depositor and the Underwriter.
Underwriting Guidelines	The underwriting guidelines established by the Originator, in accordance with which the Mortgage Loans have been originated or acquired by the Originator.
Unpaid Basis Risk Shortfall

For any class of [     ] on any Distribution Date, the aggregate of all Basis Risk Shortfalls for such class remaining unpaid from all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, computed without regard to the applicable Net Funds Cap, but limited to a rate no greater than the applicable Maximum Interest Rate.

[The following Annexes are incorporated by reference
into this prospectus supplement.]

Annex A:

Certain Characteristics of the Mortgage Loans

The following tables set forth certain information as of the Cut-off Date, for the Mortgage Loans, in each case having the stated characteristics shown in the tables in each range. As used in these tables, the “non-zero weighted average” of any characteristic of the Mortgage Loans will not include in such weighted average those Mortgage Loans which do not have that characteristic (or for which that characteristic cannot be determined). (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

Property Types

Property Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Cut-Off Date Scheduled Principal Balances

Range of Scheduled Principal Balances ($)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The average Scheduled Principal Balance is approximately $[           ].

Mortgage Rates

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The weighted average Mortgage Rate is approximately [    ]%.

Type of Mortgage Rates

Type of Mortgage Rates	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%
Fixed
Adjustable (Six Month LIBOR)
Adjustable (One Year CMT)

Total			$100.00%

The weighted average Mortgage Rate is approximately [    ]%.

Original Terms to Maturity

Range of Maturities (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$

Total			$100.00%

The weighted average original term to maturity is approximately [     ] months.

Remaining Terms to Maturity

Range of Maturities (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The weighted average remaining term to maturity is approximately [   ] months.

Loan Purposes

Loan Purposes	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Original Loan-to-Value Ratios

Range of Original Loan-to- Value Ratios* (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The weighted average original Loan-to-Value Ratio is approximately [     ]%.

Geographic Distribution

State	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Loan Documentation

Loan Documentation	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Occupancy Status

Occupancy Status	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Prepayment Premium Period or Lockout Fee Period  (Years)

Prepayment Premium Period or Lockout Fee Period (Years)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Annex B-1:

Assumed Mortgage Loan Characteristics

Annex B-2:

Principal Amount Decrement Tables

Percentage of Initial Class Certificate Principal Amount of the Offered Certificates
Outstanding at the Following Percentages of [   ]

	Class [ ] Certificates
Distribution Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%

Weighted Average Life in Years

__________

* Indicates a value between 0.0% and 0.5%.

 Annex [C]:
Available Combinations for Exchange

Original Certificates				Exchangeable Certificates
Mortgage Pool	Original Class	Original Balance(1)	CUSIP Number	Exchange Class	Maximum Original Class Principal Balance	Interest Type	Principal Type(2)	Summary Interest Rate Formula	CUSIP Number	Final Distribution Date
Combination 1
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Combination 2
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

$[                ]

(Approximate)

Structured Asset Securities Corporation

Mortgage Pass-Through Certificates

Series [     ]

Structured Asset Securities Corporation

[Depositor]

[                               ]

[Sponsor and Seller]

[                               ]

[Servicer/Master Servicer]

_______________

PROSPECTUS SUPPLEMENT

[                ]

_______________

[Underwriters]

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, [                      ], 20[   ]

PROSPECTUS SUPPLEMENT

(To Prospectus dated [               ])

$[              ] (Approximate)

SASCO MORTGAGE LOAN TRUST [     ]

Mortgage Backed Notes

[                        ]

[                        ]

Sponsor and Seller

    Issuing Entity

[                        ]

Structured Asset Securities Corporation

[Servicer/Master Servicer]

Depositor

______________________________

Consider carefully the risk factors beginning on page S-[   ] of this prospectus supplement and on page [   ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary beginning on page S-[   ] in this prospectus supplement and the index of principal terms on page [   ] in the prospectus.

The notes will represent obligations of the issuing entity only and will not represent obligations of the sponsor, the depositor or any of their affiliates or any other party.

This prospectus supplement may be used to offer and sell the notes offered hereby only if accompanied by the prospectus.

The issuing entity will issue notes including the following classes offered hereby:

●   [      ] classes of senior notes

●   [      ] classes of subordinate notes

The classes of notes offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, in the table under “The Offered Notes” on page S-[   ] of this prospectus supplement.  This prospectus supplement and the accompanying prospectus relate only to the offering of the notes listed in the table on page S-[   ] and not to the other classes of notes that will be issued by the issuing entity as described in this prospectus supplement.

Payments on the offered notes will be payable [       ], as described in this prospectus supplement.  The first expected payment date will be [        ].  Credit enhancement for the offered notes includes [describe any credit enhancement].  [Amounts payable under [describe any derivative agreements] provided by [    ] will be applied to [describe purpose of derivative agreement(s)].] [The Class [   ] Notes will be exchangeable for certain other classes of notes, as described in this prospectus supplement.] [The notes are subject to a mandatory auction call on [   ] as described under “Description of the Mortgage Notes—Mandatory Auction Call of the Notes.”]

[Describe assets of the issuing entity.][After the closing date of this transaction, but before [     ], the issuing entity may acquire additional mortgage loans for inclusion in the mortgage pool as described at “Description of the Mortgage Pool—Conveyance of Subsequent Mortgage Loans” in this prospectus supplement.]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

[Describe underwriting arrangements.]

On or about [         ], delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of [    ].

[Underwriters]

The date of this prospectus supplement is [             ]

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

The information presented in this prospectus supplement is intended to enhance the general terms of the accompanying prospectus.  You should rely on the information in this prospectus supplement for the specific terms of the notes and the offering.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with any other information.

We are not offering the notes in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

_____________________

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

_____________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

Page


The Offered Notes

S-1

Summary of Terms

S-6

Risk Factors

S-16

Glossary

S-32

Description of the Notes

S-32

General

S-32

Book-Entry Registration

S-33

[Exchangeable Notes

S-34

Payments of Interest

S-35

[Determination of LIBOR

S-38

Payments of Principal

S-38

Credit Enhancement

S-39

Optional Purchase of the Mortgage Loans

S-41

[Mandatory Auction Call of the Notes

S-41

Fees and Expenses of the Trust

S-42

Description of the Mortgage Pool

S-43

General

S-43

[Adjustable Rate Mortgage Loans

S-47

[Commercial, Multifamily and Mixed Use Loans

S-47

[Participation Interests in Mortgage Loans

S-48

[Primary Mortgage Insurance

S-49

The Mortgage Loans

S-49

[Conveyance of Subsequent Mortgage Loans

S-49

[Acquisition by the Trust of Additional Mortgage Loans

S-51

Static Pool Information

S-53

Legal Proceedings

S-53

Affiliations

S-53

Additional Information

S-54

Underwriting Guidelines

S-54

[Originator Name]

S-54

[    ] Underwriting Guidelines

S-55

General Underwriting Guidelines

S-55

[The Master Servicer]

S-55

The Servicer

S-55

General

S-55

[Servicer Name]

S-55

Administration of the Trust

S-56

Servicing and Administrative Responsibilities

S-56

Trust Accounts

S-60

Example of Payments

S-60

Mortgage Loan Servicing

S-62

General

S-62

Servicing Accounts and the Collection Account

S-62
Reserve Accounts

S-63

Servicing Compensation and Payment of Expenses

S-63

Waiver or Modification of Mortgage Loan Terms

S-63

Prepayment Interest Shortfalls

S-64

Advances

S-64

[Primary Mortgage Insurance

S-64

Collection of Taxes, Assessments and Similar Items

S-65

Insurance Coverage

S-65

Evidence as to Compliance

S-65

[Master Servicer Default;] Servicer Default

S-65

Amendment of the Servicing Agreement

S-66

Custody of the Mortgage Files

S-66

[Optional Purchase of Defaulted Mortgage Loans

S-66

[Special Servicer for Distressed Mortgage Loans

S-67

[Pledge of Servicing Rights

S-67

The Trust Agreement, Indenture and Administration Agreement

S-67

General

S-67

The Issuing Entity

S-67

The Owner Trustee

S-68

The Ownership Certificate

S-68

Certain Matters under the Agreements

S-69

Administration

S-73

Amendment

S-73

Servicing

S-73

The Sale and Assignment Agreement and the Transfer and Servicing Agreement

S-74

General

S-74

Assignment of Mortgage Loans

S-74

Representations and Warranties

S-74

Amendment

S-77

Voting Rights

S-78

General

S-78

[Subordination of the Class [      ] Notes

S-81

Weighted Average Life

S-81

Material Federal Income Tax Considerations

S-82

Tax Classification of the Trust and of the Notes

S-82

Tax Consequences to Holders of the Notes

S-82

State and Local Income Tax Considerations

S-83

Legal Investment Considerations

S-83

Use of Proceeds

S-83

ERISA Considerations

S-83

Underwriting

S-84

Legal Matters

S-84

Ratings

S-84

Glossary of Defined Terms

S-86

Annex A:  Certain Characteristics of the Mortgage Loans

S-A-1

Annex B-1:  Assumed Mortgage Loan Characteristics

S-B-1-1

Annex B-2:  Principal Amount Decrement Tables

S-B-2-1

Annex [C]:  Available Combinations for Exchange

S-C-1


The Offered Notes

The notes consist of the [class(es)] of notes listed in the tables below[, together with the Class [       ] Notes].  Only the classes of notes listed in the tables below are offered by this prospectus supplement.

Class	[Related Mortgage Pool(s)]	Class Principal or Notional Amount(1)	Initial Interest Rate(2)	Summary Interest Rate Formula (until Initial Optional Termination Date)(3)	Summary Interest Rate Formula (after Initial Optional Termination Date)(3)	Principal Type	Interest Type	Initial Note Ratings
								[Name of Rating Agency]	[Name of Rating Agency ]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Description of Interest Rate]	[Insert Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Description of Interest Rate]	[Insert Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Description of Interest Rate]	[Insert Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]

(1)

These balances are approximate, as described in this prospectus supplement.

(2)

Reflects the interest rate as of the closing date.

(3)

Reflects the summary interest rate formula [to be described as applicable].

The offered notes will also have the following characteristics:

Class	Record Date	Delay / Accrual Period	Interest Accrual Convention	Final Scheduled Payment Date	Expected Final Scheduled Payment Date	Minimum Denominations	Incremental Denominations	CUSIP Number
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Summary of Terms

•

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the notes, you should carefully read this entire prospectus supplement and the accompanying prospectus.

•

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•

Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included in this prospectus supplement.

•

[Whenever we refer to a percentage of some or all of the mortgage loans in the trust [or in any pool], that percentage has been calculated on the basis of the total scheduled principal balance of those mortgage loans as of [        ], unless we specify otherwise.  We explain in this prospectus supplement under “Description of the Notes – Payments of Principal” how the scheduled principal balance of a mortgage loan is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any mortgage loans, we mean the total of their scheduled principal balances determined by that method, unless we specify otherwise.]

Parties

Sponsor and Seller

[       ] will sell the mortgage loans to the depositor.

Depositor

Structured Asset Securities Corporation, a Delaware special purpose corporation, will sell the mortgage loans to the issuing entity. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 526-7000.

Issuing Entity

[       ].

Indenture Trustee

[       ].

Owner Trustee

[       ].

[Trust Administrator

[       ] will be responsible for preparing monthly payment statements and certain tax information for investors and certain tax filings for the trust.]

[Master Servicer

[       ] will oversee the servicing of the mortgage loans by the servicers.]

Primary Servicer[s]

On the closing date, [       ] will service approximately [       ]% of the mortgage loans.

 [Credit Risk Manager

[       ] will monitor and advise the servicers with respect to default management of the mortgage loans and also prepare certain loan-level reports for the trust which will be available for review by noteholders.]

Originator[s]

[       ] and [various other banks, savings and loans and other mortgage lending institutions] originated the mortgage loans to be included in the trust.

[Note Insurer

[   ] will provide a note guaranty insurance policy for [    ] Notes.]

 [[Swap] [Cap] Counterparty

[       ].]  [If an affiliate of any other transaction party, disclose such here.]

[Auction Administrator

[

].]

[Mortgage Insurance Providers

On the closing date, [       ] will provide primary mortgage insurance for [   ] of the [   ] mortgage loans [with original loan-to-value ratios in excess of [   ]%].]

[Affiliations

[If the sponsor, depositor or issuing entity is an affiliate of any servicer, indenture trustee, owner trustee, originator or any other transaction party, disclose such here. Also, disclose any other affiliations among transaction parties.]]

The Notes

The notes offered by this prospectus supplement will be issued with the initial approximate characteristics set forth under “The Offered Notes” in the table on page S-[   ].

[The offered notes will be issued in book-entry form.  The minimum denominations and the incremental denominations of each class of offered notes are set forth in the table on page S-[   ].]

The notes represent obligations of the trust and will be secured by collateral consisting primarily of [describe assets of the trust] having a total principal balance as of the cut-off date, which is [       ], of approximately $[       ].

The trust will also issue an ownership certificate which will not be entitled to monthly payments of principal and interest, but rather solely to any excess cashflow remaining after all payments on the notes and certain other fees and expenses of the trust have been made on the related payment date.

[The mortgage loans to be included in the trust will be divided into [       ] mortgage pools: [name pools].  [Describe pool assets].

[Payments of principal and interest on the Class [       ] Notes will be based primarily on collections from the pool [    ] mortgage loans.  Payments of principal and interest on the Class [       ] Notes will be based primarily on collections from the pool [    ] mortgage loans. Payments of principal and interest on the Class [       ] Notes will be based on collections from [both / all] mortgage pools as described herein.]

The rights of holders of the Class [       ] Notes to receive payments of principal and interest will be subordinate to the rights of the holders of notes having a senior priority of payment, as described in this Summary of Terms under “—Enhancement of Likelihood of Payment on the Notes—Subordination of Payments” below.  We refer to the Class [       ] Notes collectively as “subordinate” notes.  We refer to the Class [       ] Notes collectively as “senior” notes.

[The Class [     ] and Class [     ] Notes are exchangeable for certain other classes of senior notes in the combinations identified on Annex [   ] to this prospectus supplement.]

[The Class [    ] Notes will be entitled to receive all the cash flow from the mortgage pools solely arising from prepayment premiums and lockout fees paid by the borrowers on certain voluntary, full and partial prepayments of the mortgage loans. Accordingly, these amounts will not be available for payments to the servicers or to holders of other classes of notes.]

[The Class [    ] Notes will be entitled to receive any monthly excess cashflow remaining after required payments are made to the offered notes.]

[The Class [       ] Notes and the ownership certificate are not offered by this prospectus supplement.]

The offered notes will have an approximate total initial principal amount of $[       ]. Any difference between the total principal amount of the offered notes on the date they are issued and the approximate total principal amount of the offered notes as reflected in this prospectus supplement will not exceed 5%.

Payments on the Notes

Principal and interest on each class of the notes will be payable on the [25th] day of each month, beginning in [          ].  However, if the [25th] day is not a business day, payments will be made on the [next] business day after the [25th] day of the month.

Interest Payments

Amounts Available for Interest Payments

Interest will accrue on each class of offered notes at the applicable annual rates described below:

•

Class [       ] Notes: [describe interest rate and any applicable caps or limitations].

[If the option to purchase the mortgage loans is not exercised by the [servicer/master servicer] on the initial optional termination date as described under “—The Mortgage Loans—Optional Purchase of the Mortgage Loans” below, then with respect to the next payment date and each payment date thereafter, the applicable annual rate [describe any changes in the interest rate].

See “—The Mortgage Loans—Optional Purchase of the Mortgage Loans” below.

[You will receive from each pool of mortgage loans only the payments of interest that the component parts of your class of notes that relate to that mortgage pool are entitled to receive.  As described in this prospectus supplement, you may receive less than you are entitled to from any particular pool of mortgage loans if those mortgage loans do not generate enough interest in any particular month to pay interest due.]

[The Class [   ] Notes are principal-only notes and will not be entitled to payments of interest.]

See “Description of the Notes – Payments of Interest” in this prospectus supplement.

Priority of Interest Payments

In general, on each payment date, the interest remittance amount, which is the amount of interest collected from the mortgage loans during the collection period related to the payment date minus the amount of any [servicing fees][other fees], will be paid in the following order of priority:

first, [to the Class [   ] Notes, the amount of [   ]];

second, [to the Class [   ] Notes, the amount of [   ]]; and

[   ], [any remaining interest after payments as described above will be paid to the notes as [excess interest]].

[The Interest Rate Swap Agreement/Cap Agreement

[   ] will enter into an [interest rate swap agreement/cap agreement] with [       ], as [swap/cap] counterparty. Under the [interest rate swap agreement/cap agreement], [describe swap agreement].

See [   ] in this prospectus supplement.]

[A graphic illustration of interest payment priority to be provided to the extent such illustration enhances the disclosure of the interest payment priority.]

Principal Payments

Amounts Available for Principal Payments

The amount of principal payable on the [   ] notes will be determined by (1) formulas that allocate portions of principal payments received on the mortgages loans between [mortgage pools] [different note classes], (2) funds received on the mortgage loans that are available to make payments on the notes and (3) [the application of excess interest from each mortgage pool to pay principal on the notes].

Priority of Principal Payments

In general, on each payment date, the principal remittance amount, which is the amount of principal collected from the mortgage loans during the collection period related to the payment date, including prepayments, liquidation proceeds and amounts from mortgage loans repurchased from the trust, minus the amount of any [expenses of the indenture trustee][other expenses], will be paid in the following order of priority:

first, [to the Class [   ] Notes, the amount of [   ]];

second, [to the Class [   ] Notes, the amount of [   ]]; and

[   ], [any remaining principal after payments as described above will be paid to the notes as [excess cashflow]].

[A graphic illustration of principal payment priority to be provided to the extent such illustration enhances the disclosure of the principal payment priority.]

Trigger Events

The manner of allocating payments of principal on the mortgage loans will differ, as described above, depending upon the occurrence of several different events or triggers:

•

[describe any applicable events or triggers];

See “Description of the Notes — Payments of Principal” and “Glossary of Defined Terms” in this prospectus supplement.

Limited Recourse

The only source of cash available to make interest and principal payments on the notes will be the assets of the trust pledged to secure the notes.  The trust will have no other source of cash other than collections and recoveries of the mortgage loans through insurance or otherwise [if applicable, describe any cap or derivatives providing support] [if applicable, describe any pool or note guaranty insurance policy].  No other entity will be required or expected to make any payments on the notes [other than [   ] with respect to the guaranty insurance policy].

Exchangeable Notes

On each payment date when exchangeable notes are outstanding, principal distributions from the applicable related notes are allocated to the related exchangeable notes that are entitled to principal.  The payment characteristics of the classes of exchangeable notes will reflect the payment characteristics of their related classes of regular notes. Annex [   ] shows the characteristics of the exchangeable notes and the combinations of notes and exchangeable notes.

See “Description of the Notes—Exchangeable Notes—Procedures" in this prospectus supplement and "Description of the Securities—Exchangeable Securities" in the prospectus for a description of exchangeable notes and exchange procedures and fees.

Enhancement of Likelihood of Payment on the Notes

The payment structure of this securitization includes [forms of credit enhancement to be described as applicable].  [The [   ] notes will [be insured by a] [not be insured by any] financial guaranty insurance policy.]  [Name of financial guaranty insurance policy to be provided if applicable.]

See “Risk Factors – Potential Inadequacy of Credit Enhancement” and “Description of the Notes – Credit Enhancement” in this prospectus supplement for a detailed description of the forms of credit enhancement available to the notes.

[Subordination of Payments

Notes with an “A” in their class designation will have a payment priority as a group over other notes.  Class [   ] notes will have a payment priority over class [   ] notes, and class [   ] notes will have a payment priority over class [   ] notes.

These payment priorities are intended to increase the likelihood that the holders of class [  ] notes and, to a lesser extent, the holders of class [  ] notes, will receive regular payments of interest and principal.

See “Description of the Notes – Credit Enhancement – Subordination” in this prospectus supplement.]

[Allocation of Losses

As described in this prospectus supplement, amounts representing losses on the mortgage loans (to the extent that those losses exceed excess interest and any overcollateralization, as described in this prospectus supplement) will be applied to reduce the principal amount of the [    ] class of notes still outstanding that has the lowest payment priority, until the principal amount of that class of notes has been reduced to zero.  For example, losses in excess of overcollateralization and excess interest will first be allocated in reduction of the principal amount of the Class [    ] Notes until it is reduced to zero, then in reduction of the principal amount of the Class [    ] Notes until it is reduced to zero.  If a loss has been allocated to reduce the principal amount of a [   ] note, it is unlikely that investors will receive any payment in respect of that reduction [except in the case of those notes covered by the guaranty insurance policy as described below].

[A graphic illustration of allocation of losses to be provided to the extent such illustration enhances the disclosure of the allocation of losses.]

See “Description of the Notes – Credit Enhancement – Application of Realized Losses” in this prospectus supplement.]

[Excess Interest

The mortgage loans bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the [    ] notes and [   ].  This “excess interest” received from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to maintain the required level of overcollateralization.

In general, on each payment date, any excess interest will be paid in the following order of priority:

first, [to the Class [   ] Notes, the amount of [   ]];

second, [to the Class [   ] Notes, the amount of [   ]]; and

[   ], [any remaining excess interest after payments as described above will be paid to the holder of the ownership certificate.

[A graphic illustration of any excess interest distribution to be provided to the extent such illustration enhances the disclosure of the application of excess interest.]

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Credit Enhancement—Excess Interest” in this prospectus supplement.]

[Overcollateralization

On the closing date, the total principal balance of the mortgage loans in the trust is expected to exceed the total principal amount of the notes by approximately $[    ], which represents approximately [    ]% of the total principal balance of the mortgage loans in the trust as of [    ].  This condition is referred to in this prospectus supplement as “overcollateralization.”  Thereafter, to the extent described in this prospectus supplement, a portion of excess interest may be applied to pay principal on the notes to the extent needed to maintain the required level of overcollateralization.  We cannot, however, assure you that sufficient interest will be generated by the mortgage loans to maintain any level of overcollateralization.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Credit Enhancement—Overcollateralization” in this prospectus supplement.]

[Limited Cross-Collateralization

Under certain limited circumstances, principal payments on the mortgage loans in [a pool] may be paid as principal to holders of the [   ] notes corresponding to [another pool or pools].

If the [   ] notes relating to one pool have been retired, then principal payments on the mortgage loans relating to the retired [   ] notes will be paid to the remaining [   ] notes of the other [pool or pools], if any, before being paid to the [   ] notes.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Payments of Principal” in this prospectus supplement.]

[Primary Mortgage Insurance

[Approximately [    ]% of the first lien mortgage loans with original loan-to-value ratios in excess of [80]% are covered by existing borrower-paid primary mortgage insurance policies.]  [On the closing date, [   ] loan-level primary mortgage insurance policies will be obtained on behalf of the trust from [    ] in order to provide initial primary mortgage insurance coverage for approximately [    ]% of those first lien mortgage loans with original loan-to-value ratios in excess of [80]%.  However, these primary mortgage insurance policies will provide only limited protection against losses on defaulted mortgage loans.

See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement—Primary Mortgage Insurance” and “Description of the Mortgage Pool—Primary Mortgage Insurance” in this prospectus supplement.]

[Interest Rate Swap Agreement

Any net swap payment received under the [interest rate swap agreement] will be applied to pay interest shortfalls, maintain overcollateralization and cover losses, as described in this prospectus supplement.

See “Description of the Notes— Payments of Interest—Interest Rate Swap Agreement” in this prospectus supplement.]

[[Note] [Pool] Insurance Policy

The [   ] [note][pool] guaranty insurance policy will guarantee certain interest and principal payments to holders of [   ] Notes under the instances described in this prospectus supplement.  [No other classes of notes will benefit from the note guaranty insurance policy.]

For information about [   ] and for a more detailed discussion of the [   ] guaranty insurance policy, see “The [Note] [Pool] Insurance Policy” in this prospectus supplement.

Fees and Expenses

Before payments are made on the notes, the servicer will be paid a monthly fee calculated either as [    ]% annually.

[In addition, the providers of the loan-level primary mortgage insurance policies will be paid an annual percentage of the principal balance of each mortgage loan insured by that primary mortgage insurance provider.  These fees will be [    ]% annually for [    ].]

The owner trustee will be paid [   ].  The indenture trustee will be paid [   ]%.  The trust administrator will be paid [   ]%.

[describe other fees to be paid to any indenture trustee, owner trustee, master servicer, trust administrator and credit risk manager, as applicable].

In each case, the fees described above will be paid to the related party from amounts received on the mortgage loans, before payments of any amounts to noteholders. The [servicer’s] fees will be paid prior to the payment of other fees. [The other parties will be paid their fees simultaneously on a proportionate basis.]

Expenses of the servicer [, the custodians, the master servicer, the owner trustee and the trust administrator] will be reimbursed before payments are made on the notes.  Expenses of the indenture trustee will be reimbursed up to $[    ] annually before payments of interest and principal are made on the notes; any additional unpaid expenses above $[    ] in any year will be paid to the indenture trustee to the extent of any remaining interest remittance amount after all payments of interest on the notes.

See “Fees and Expenses of the Trust” in this prospectus supplement.

Final Scheduled Payment Date

The final scheduled payment date for the offered notes will be the applicable payment date specified in the table on page S-[   ].  The final scheduled payment date for the [      ] notes is based upon [      ].  The actual final payment date for each class of offered notes may be earlier or later, and could be substantially earlier, than the applicable final scheduled payment date.

The Mortgage Loans

On the closing date, which is expected to be on or about [     ], the assets of the trust will consist primarily of [one pool] [pools of] [describe mortgage pool(s)] mortgage loans with a total principal balance as of the cut-off date of approximately $[    ].  The mortgage loans will be secured by [mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages].

The depositor expects that the mortgage loans will have the following characteristics as of the cut-off date:

[Aggregate] [Pool __ ] Mortgage Loan Summary

	Range or Total	Weighted Average	Total Percentage(1)

Number of Mortgage Loans
Number of Fixed Rate Mortgage Loans
Number of Adjustable Rate Mortgage Loans
Total Scheduled Principal Balance
Scheduled Principal Balances
Mortgage Rates
Original Terms to Maturity (in months)
Remaining Terms to Maturity (in months)
Original Combined Loan-to-Value Ratios
Number of Second Lien Mortgage Loans
Number of Interest-Only Mortgage Loans
Number of Balloon Mortgage Loans
Geographic Distribution in Excess of 10.00% of the Total Scheduled Principal Balance:
Number of Mortgage Loans in [ ]
Number of Mortgage Loans in the Maximum Single Zip Code Concentration
Credit Scores
Number of Mortgage Loans with Prepayment Premiums or Lockout Fees at Origination
Gross Margins(2)
Maximum Mortgage Rates(2)
Minimum Mortgage Rates(2)
Months to Next Mortgage Rate Adjustment(2)
Initial Caps(2)
Periodic Caps(2)

(1)

Percentages calculated based on the total principal balance of the mortgage loans.

(2)

The weighted average is based only on the adjustable rate mortgage loans in [   ] pool[s].

[In addition, approximately [   ] mortgage loans, with a total principal balance as of the cut-off date of approximately $[      ], which represents approximately [   ]% of the mortgage loans, are represented by participation interests in mortgage loans. The depositor expects that the participation interests will have the following characteristics as of the cut-off date: [                  ].]

[The mortgage loans were generally originated or acquired in accordance with underwriting guidelines that are [less strict than][in accordance with] Fannie Mae and Freddie Mac guidelines. [As a result, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards.]]

[The mortgage loans held by the trust will not be insured or guaranteed by any government agency.]

[None of the mortgage loans in the trust will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.]

Servicing of the Mortgage Loans

[The mortgage loans will be master serviced by [       ].  The master servicer will oversee the servicing of the mortgage loans by the servicer[s].]  Primary servicing may subsequently be transferred to servicers other than the initial servicer[s], in accordance with the transfer and servicing agreement and the servicing agreement, as described in this prospectus supplement.

[[    ] will retain certain rights relating to the servicing of the mortgage loans, including the right to terminate and replace any servicer, at any time, without cause, in accordance with the terms of the applicable servicing agreement, which, among other things, generally requires payment of a termination fee.]

See “The Master Servicer,” “The Servicer” and “Mortgage Loan Servicing” in this prospectus supplement.

[The Pre-Funding Arrangement

On the closing date, approximately $[         ], which represents [         ]% of the mortgage pool assets, will be deposited by [        ] in a pre-funding account maintained by [          ].  It is intended that additional subsequent mortgage loans will be sold to the trust by the depositor from time to time, from [       ] until [       ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional mortgage loans if applicable.]]

[See “Description of the Mortgage Pools—Conveyance of Subsequent Mortgage Loans” in this prospectus supplement.]

[The Revolving Period

On each payment date during the revolving period (i.e. from the closing date until [    ]), the depositor may direct the indenture trustee on behalf of the trust to purchase from the depositor for inclusion in the trust additional mortgage loans, up to an aggregate maximum purchase price of $[    ], which represents approximately [    ]% of the total principal balance of the mortgage pool[s] as of the cut-off date.  If the depositor so directs, the [indenture trustee] [trust administrator] will deposit all or a portion of the amount of [interest] [principal] payable on the mortgage loans [from each mortgage pool] that would otherwise be made to noteholders into a separate revolving account established for the [related] mortgage pool, and will apply deposits in the revolving account to fund the purchase of those additional mortgage loans [to be included in that mortgage pool], provided certain other conditions are satisfied at the time of purchase.  Funds on deposit in the revolving account may only be applied to acquire additional mortgage loans for the [related] mortgage pool.  The additional mortgage loans will have the same general characteristics as the [related] mortgage pool described in this prospectus supplement.

[See “Description of the Mortgage Pools—Acquisition by the Trust of Additional Mortgage Loans” in this prospectus supplement.]

Optional Purchase of the Mortgage Loans

[               ], [with the prior written consent of [     ], which consent may not be unreasonably withheld,] may purchase the mortgage loans and the other assets of the trust on or after the initial optional termination date, which is the payment date following the month in which the total principal balance of the mortgage loans [(determined in the aggregate rather than by pool)] declines to less than [   ]% of the initial total principal balance of the mortgage loans as of the cut-off date.  If [            ] does not exercise that option, [           ]  may purchase the mortgage loans.

[If the mortgage loans in any pool and the other assets of the pool are purchased, the noteholders of the related classes of notes will be paid [   ].]

[If the option to purchase the mortgage loans is not exercised on the initial optional termination date, then, beginning with the next payment date and thereafter, the interest rates on the offered notes will be increased as described in the table on page S-[  ].]

See “Description of the Notes—Optional Purchase of Mortgage Loans” in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans upon an optional purchase.  [See “Summary of Terms—The Notes—Payments on the Notes—Interest Payments” in this prospectus supplement for a description of the increased interest rates to be paid on the notes after the initial optional termination date.]

Mandatory Auction Call of the Notes

On [                 ], [                  ] will act as auction administrator and will solicit bids for purchase of the notes in the secondary market from dealers and institutional investors. If bids are received for the entire amount of the notes subject to the mandatory auction, then the auction will have been successful and the notes will be sold to the highest bidders. The mandatory auction will close if sufficient bids are received covering all of the notes that are subject to the mandatory auction, and if the market value swap agreement covers any shortfall from par. If these conditions are not met, then the auction will have failed and the original investors will retain their notes. If these conditions are met, then the auction will close, and the original investors will be obligated to tender their notes and will receive the required par purchase price.

See “Description of the Notes—Mandatory Auction Call of the Notes” in this prospectus supplement for a description of the terms of a mandatory auction.

[Financing

An affiliate of Lehman Brothers Inc. has provided financing for certain of the mortgage loans. A portion of the proceeds of the sale of the notes will be used to repay the financing.]

Tax Status

[To be described as applicable.]

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations

[To be provided as applicable.]

ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans.  Because of the complexity of regulations that govern these plans, you are encouraged to consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any notes.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The notes will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

There are other restrictions on the ability of certain types of investors to purchase the notes that prospective investors should also consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Notes

The notes offered by this prospectus supplement will initially have the ratings from [       ] set forth in the table on page S-[  ].

See “Ratings” in this prospectus supplement for a more complete discussion of the note ratings and “Risk Factors—Ratings on the Securities are Dependent on Assessments by the Rating Agencies” in the prospectus.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered notes.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

[Risks Related to Higher Expected Delinquencies of the Mortgage Loans]

[The mortgage loans, in general, were originated according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines, so the mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards. In particular, a significant portion of the mortgage loans in the trust were classified in relatively low (i.e., relatively higher risk) credit categories.

Changes in the values of mortgaged properties related to the mortgage loans may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the trust than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans.

See “Description of the Mortgage Pool—General” in this prospectus supplement for a description of the characteristics of the mortgage loans and “The Originators and the Underwriting Guidelines” for a general description of the underwriting guidelines applied in originating the mortgage loans.

See also “Risk Factors—Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” in the prospectus for a discussion of the risks relating to [“Alt-A”] [“subprime,” “non-prime” and “non-conforming”] mortgage loans.]

[Mortgage Loan Interest Rates May Limit Interest Rates on the Notes]

[The [    ] notes will accrue interest at an interest rate that adjusts monthly based on the [one-month LIBOR] index plus a specified margin.  However, the interest rates on these [    ] notes are subject to a limitation, generally based on the weighted average interest rate of the mortgage loans, net of certain allocable fees and expenses of the trust. [    ] of the mortgage loans to be included in each mortgage pool will have interest rates that either are [fixed] [or adjust semi-annually] based on a [six-month LIBOR] index, as described in “Description of the Mortgage Pool—The Indices.”

[The adjustable rate mortgage loans in each mortgage pool may also have periodic maximum and minimum limitations on adjustments to their interest rates, and all of these adjustable rate mortgage loans will have the first adjustment to their interest rates [    ] after their first payment dates. As a result, the [    ] notes may accrue less interest than they would accrue if their interest rates were solely based on the [one-month LIBOR] index plus the specified margin.]

A variety of factors could limit the interest rates and adversely affect the yield to maturity on, and market value of, the notes. Some of these factors are described below.
• [Describe different adjustment periods between the notes and the mortgage assets]
• [Describe different indices between the notes and the mortgage assets]
• [Describe a reduction of interest rates on the notes due to net funds cap limitations]
• [Describe how the recovery of basis risk shortfalls may be limited]
• [Describe any additional interest rate or yield factors that may apply]

See “Summary of Terms—The Notes—Payments on the Notes—Interest Payments,” “Description of the Notes—Payments of Interest” and “—Credit Enhancement—Overcollateralization” in this prospectus supplement. See also “Risk Factors—Mortgage Loan Interest Rates May Limit Interest Rates on the Variable Rate Securities” in the prospectus. For a general description of the interest rates of the mortgage loans, see “Description of the Mortgage Pool” in this prospectus supplement.]

Risks Related to Potential Inadequacy of Credit Enhancement and Other Support

The [excess interest], [overcollateralization], [subordination], [loss allocation] and [limited cross-collateralization] features, [together with] [[Fannie Mae] [Freddie Mac] guaranties,] [primary mortgage insurance policies,] [the interest rate swap agreement] [and for the benefit of the [    ] Notes only, the cap agreement], all as described in this prospectus supplement, are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

[Excess Interest and Overcollateralization.  On the closing date, the total principal balance of the mortgage loans will exceed the total principal amount of the [    ] notes by approximately $[    ], which is equal to [    ]% of the aggregate principal balance of the mortgage loans as of the cut-off date. This excess is referred to in this prospectus supplement as “overcollateralization” and will be available to absorb losses. We cannot assure you, however, that the mortgage loans, [together with amounts available from the interest rate swap agreement,] will generate enough excess interest to maintain this overcollateralization level as set by the rating agencies. The following factors will affect the amount of excess interest that the mortgage loans will generate:

• [Describe the effect of prepayments]
• [Describe defaults, delinquencies and liquidations]
• [Describe increases in the index related to any mortgage risk]
• [Describe any additional factors that may apply]

See “Description of the Notes—Credit Enhancement—Overcollateralization” in this prospectus supplement. See also “Risk Factors—Potential Inadequacy of Credit Enhancement-Excess Interest and Overcollateralization” in the prospectus.]

[Fannie Mae and Freddie Mac Guaranties.  The assets of the trust include Fannie Mae and Freddie Mac notes.  Although payments on Fannie Mae and Freddie Mac notes are guaranteed by those respective agencies, these agencies’ guaranties are not backed by the full faith and credit of the United States.  Neither the United States nor any U.S. agency is obligated to finance or otherwise assist either Fannie Mae or Freddie Mac in any manner.  Therefore, if the Fannie Mae and Freddie Mac notes do not pay as expected, you might suffer a loss on your investment in the notes.]

[The Interest Rate Swap Agreement.  Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and repay losses. However, no amounts will be payable to the trust by the swap counterparty unless the floating amount owed by the swap counterparty on a payment date exceeds the fixed amount owed to the swap counterparty. This will not occur except in periods when [one-month LIBOR] (as determined pursuant to the interest rate swap agreement) exceeds the applicable rate of payment owed by the trust, which will range from [    ]% to [    ]% per annum on the scheduled notional amount as described in this prospectus supplement. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization, pay interest shortfalls or repay losses on the mortgage loans.

See “Description of the Notes— Payments of Interest—Interest Rate Swap Agreement” in this prospectus supplement.  See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]]

[The Cap Agreement.  Any amounts received under the cap agreement will be applied as described in this prospectus supplement to pay certain interest amounts on the [    ] Notes resulting from application of the applicable net funds cap. We cannot assure you that any amounts will be received under the cap agreement.

See “Description of the Notes—Payments of Interest—The Cap Agreement” in this prospectus supplement.]

[Subordination and Allocation of Losses.  If the applicable subordination is insufficient to absorb losses, then noteholders will likely incur losses and may never receive all of their principal payments. You should consider the following:

•

if you buy a Class [    ] Note and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ] Notes, the principal amount of your note will be reduced proportionately with the principal amounts of the other Class [    ] Notes by the amount of that excess;

•

if you buy a Class [    ] Note and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ] and Class [    ] Notes, the principal amount of your note will be reduced proportionately with the principal amounts of the other Class [    ] Notes by the amount of that excess; and

•

if you buy a Class [    ] Note and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ], Class [    ] and Class [    ] Notes, the principal amount of your note will be reduced proportionately with the principal amounts of the other Class [    ] Notes by the amount of that excess.

[Losses on the mortgage loans will not reduce the principal amount of the senior notes.]

If overcollateralization is maintained at the required amount and the mortgage loans generate interest in excess of the amount needed to pay interest and principal on the notes, the fees and expenses of the trust [and any swap payments owed to the swap counterparty], then excess interest will be used to pay you and other noteholders the amount of any reduction in the principal amounts of the notes caused by application of losses. These payments will be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal amount was reduced because of the application of losses.

See “Description of the Notes—Credit Enhancement—Subordination” and “—Application of Realized Losses” in this prospectus supplement.]

[Limited Cross-Collateralization.  Principal payments on the [    ] notes will depend, for the most part, on collections on the mortgage loans in the related mortgage pool. However, the [    ] notes will have the benefit of credit enhancement in the form of overcollateralization and subordination from [each] mortgage pool. That means that even if the rate of losses on mortgage loans in the mortgage pool related to any class of senior notes is low, losses in the unrelated mortgage pool[s] may reduce the loss protection for those notes.]

[Primary Mortgage Insurance.  Approximately [    ]% of the mortgage loans are first lien mortgage loans having original loan-to-value ratios greater than 80%, calculated as described under “Description of the Mortgage Pool—General.”  Approximately[    ]% of those mortgage loans are covered by existing borrower-paid primary mortgage insurance policies. The existing borrower-paid primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to [    ]%. [In addition, on the closing date, a loan-level primary mortgage insurance policies will be acquired on behalf of the trust from [    ], providing initial insurance coverage for approximately [    ]% of those first lien mortgage loans with original loan-to-value ratios greater than [    ]%. Such loan-level primary mortgage insurance policy will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to approximately [    ]%.]  However, these policies will only cover first lien mortgage loans and are subject to various other limitations and exclusions. As a result, coverage may be limited or denied on some mortgage loans. In addition, since the amount of coverage under these policies depends on the loan-to-value ratio of the related mortgaged property at the inception of these policies, a decline in the value of the related mortgaged property will not result in increased coverage, and the trust may still suffer a loss on a covered mortgage loan. Accordingly, these primary mortgage insurance policies will provide only limited protection against losses on the mortgage loans.

See “Description of the Mortgage Pool—Primary Mortgage Insurance” in this prospectus supplement. See also “Risk Factors—Potential Inadequacy of Credit Enhancement” in the prospectus.]
[Effect of Creditworthiness of Primary Mortgage Insurer on Ratings of Notes]

[The ratings assigned to the notes by the rating agencies will be based in part on the financial strength ratings assigned to [    ], the insurer providing the primary mortgage insurance coverage described above.  [    ]’s financial strength ratings are currently “[    ]” by [    ] and “[    ]” by [    ].  However, any of these ratings could be qualified, reduced or withdrawn at any time.

Any qualification, reduction or withdrawal of the ratings assigned to [    ] could result in a reduction of the ratings assigned to the notes, which could in turn affect the liquidity and market value of the notes.

See “Description of the Mortgage Pool—Primary Mortgage Insurance” in this prospectus supplement.]
[Risks Related to the Interest Rate Swap Agreement]

[Any net swap payment payable to the swap counterparty under the terms of the interest rate swap agreement will reduce amounts available for payment to noteholders, and may reduce payments of interest on the notes.  The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the notes.

In the event that the trust, after application of all interest and principal received on the mortgage loans, cannot make the required net swap payments to the swap counterparty, a swap termination payment as described in this prospectus supplement will be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of the interest rate swap agreement will reduce amounts available for payment to noteholders.

See “Description of the Notes—Payments of Interest” and “—Payments of Principal” in this prospectus supplement.  See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]

[Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Notes]

As of the date of this prospectus supplement, the [swap counterparty] [cap counterparty] currently has the ratings described under “Description of the Notes—Payments of Interest—The [Swap][Cap] Counterparty.” The ratings of the [    ] notes are dependent in part upon the credit ratings of the [swap counterparty] [cap counterparty]. If a credit rating of the [swap counterparty] [cap counterparty] is qualified, reduced or withdrawn and the [swap counterparty] [cap counterparty] does not post collateral securing its obligations under the interest rate [swap][cap] agreement or a substitute counterparty is not obtained in accordance with the terms of the interest rate [swap][cap] agreement, the ratings of the [    ] notes may be qualified, reduced or withdrawn. In that event, the value and marketability of those notes will be adversely affected.

See “Description of the Notes—Payments of  Interest—The Interest Rate [Swap][Cap] Agreement” in this prospectus supplement.  See also “Risk Factors—Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Notes” in the prospectus.]

[Special Risks for Certain Classes of Notes

The [    ] Notes are [interest-only][principal-only] notes.  These notes have yields to maturity (or early termination) – the yield you will receive if you hold a note until it has been paid in full – that are highly sensitive to prepayments on the related mortgage loans.

If you purchase the [    ] Notes, you should consider the risk that you may receive a lower than expected yield and may not fully recover your initial investment if the mortgage loans experience a [faster][slower] than expected rate of prepayments.  Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the seller and its affiliates and the servicer, as described under “Yield, Prepayment and Weighted Average Life” in this prospectus supplement.

Exercise by the [master] servicer of its right to purchase the mortgage loans, as described under “Description of the Notes—Optional Termination of the Trust,” will adversely affect the yields on the [    ] Notes.

See “Yield, Prepayment, and Weighted Average Life” in this prospectus supplement for a description of factors that may affect the sensitivity of these notes’ yield to maturity.  See also “Risk Factors—Special Risks for Certain Classes of Securities” in the prospectus.]

Higher Risk of Loss on Loans Secured by Non-Owner Occupied Properties

Approximately [    ]% of the mortgage loans are secured by [residential][multifamily][mixed residential/commercial] [commercial properties] [by properties, including improved and unimproved land, held by borrowers for investment]. These mortgage loans may present a greater risk of loss, and the unimproved land may present a significantly greater risk of loss, if a borrower experiences financial difficulties, because these borrowers may be more likely to default on a mortgage loan secured by non-owner occupied property than a mortgage loan secured by property in which the borrower occupies a portion or all of the related property [or properties].

Unimproved land generates no current income to support payment of the related mortgage loan and other expenses, may prove to be unsuitable for its intended purposes and may be difficult to sell for an amount at least equal to the unpaid principal balance of the related mortgage loan.

[Special Default Risk of Second Lien Mortgage Loans]

[Approximately [    ]% of the mortgage loans are secured by second liens on the related mortgaged properties. These second lien mortgage loans are subordinate to the rights of the mortgagee under the related first lien mortgage loans and may present special risks upon default of any second lien mortgage loans.

See “Risk Factors—Special Default Risk of Second Lien Mortgage Loans” and “—Risks Related to Simultaneous Second Liens and Other Borrower Debt” in the prospectus.]
Risks Related to Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

Borrowers may prepay their mortgage loans in whole or in part at any time; however, approximately [    ]% of the mortgage loans require the payment of a prepayment premium or a lockout fee in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from [    ] to[    ] after origination. These prepayment premiums or lockout fees may discourage borrowers from prepaying their mortgage loans during the applicable period.

A prepayment of a mortgage loan will usually result in a payment of principal on the notes, and, depending on the type of note and the price investors paid for that note, may affect the yield on that note.

[See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Unpredictability and Effect of Prepayments” in the prospectus for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.]

[Risks Related to Mortgage Loans with Interest-Only Payments]

Approximately [    ]% of the mortgage loans provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of [    ] years following origination. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the related mortgage interest rate.

The interest-only mortgage loans may present special default and prepayment risks, particularly for notes purchased at a discount.

See “Yield, Prepayment and Weighted Average Life—General” in this prospectus supplement and “Risk Factors—Risks Related to Mortgage Loans with Interest-Only Payments” and “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.]

[Delinquencies Due to Servicing Transfer]

[As described in this prospectus supplement, servicing of approximately [    ]% of the mortgage loans initially serviced by [    ] will be transferred to one or more other servicers on or about [    ]. It is also possible that servicing of mortgage loans may be transferred in the future in accordance with the provisions of the [transfer and servicing agreement] [servicing agreement] as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under the related servicing agreement, (2) the exercise by the seller of its right to terminate one or more servicers without cause upon [    ] written notice, (3) with respect to certain servicers, the occurrence of certain mortgage loss and delinquency triggers, or (4) the transfer of severely delinquent loans for servicing by a special servicer.

Disruptions resulting from servicing transfers may affect the yield of the notes.
See “The Servicer” and “Mortgage Loan Servicing” in this prospectus supplement and “Risk Factors—Delinquencies Due to Servicing Transfer” in the prospectus.]
Risks Related to Geographic Concentration of Mortgage Loans

Approximately [    ]% of those mortgage loans are secured by properties located in [    ]. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in [    ] because certain conditions in that state will have a disproportionate impact on the mortgage loans in general.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Geographic Concentration of the Mortgage Loans” in the prospectus. For additional information regarding the geographic concentration of the mortgage loans to be included in each mortgage pool, see the geographic distribution tables in Annex A of this prospectus supplement.

Greater Risk Involving Certain Property Types

[Approximately [   ]% of the mortgage loans are secured by liens on multifamily properties or mixed residential/commercial properties.]  [In addition, approximately [   ]% of the mortgage loans are secured by liens on fee simple and/or leasehold interests in various types of commercial property.]  [Approximately [   ]% of the mortgage loans are secured by liens on [manufactured homes/home improvement loans/cooperative dwellings]].  Mortgage loans secured by multifamily property, mixed use property, commercial property, manufactured homes, home improvement loans or cooperative dwellings may result in higher losses as a result of delinquency, foreclosure or repossession than loans secured by single-family property.  If these losses are greater than expected, and credit support is not available to absorb the losses, investors in the notes could suffer a loss on their investment.

Less Reliable Prepayment Loss and Foreclosure Information For Newly Originated Mortgage Loans

[Some of the mortgage loans in the trust are of relatively recent origin.  As a result, reliable prepayment, loss and foreclosure statistics for these mortgage loans may not be available, and the rating agencies may have difficulty in estimating potential losses on the mortgage loans.  If losses on these mortgage loans are greater than expected, investors in the notes may experience a loss on their investment.]

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Recent Developments in the Residential Mortgage Market May Adversely Affect the Yields of the Offered Notes

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the yield on your notes.  Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector.  In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation.  A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

[The following two paragraphs apply only if the mortgage pool includes mortgage loans with an adjustable rate feature.]  [Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans.  Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin.  This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates.  A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing.  Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  These events, alone or in combination, may contribute to higher delinquency rates.]

See “Risk Factors—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy.  Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims.  The financial condition of a mortgage lender may also be adversely affected by the increasing rate of delinquencies and defaults on adjustable rate loans.

The inability of an originator to repurchase mortgage loans in the event of breaches of representations and warranties may affect the performance of the offered notes.

[The following two paragraphs apply only if the mortgage pool includes subprime loans:]  [The mortgage loans in the trust fund include subprime mortgage loans, and it is possible that an originator, due to substantial economic exposure to the subprime mortgage market, for financial or other reasons may not be capable of repurchasing or substituting for any defective mortgage loans in the trust fund.  You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on your notes.

See “Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” in the prospectus.  See also “Description of the Mortgage Pools” in this prospectus supplement for a description of the characteristics of the mortgage loans and “Origination of the Mortgage Loans and Underwriting Guidelines” for a general description of the underwriting guidelines applied in originating the mortgage loans.]

[The following paragraph applies only if the mortgage pool does NOT include subprime loans]:  [The mortgage loans in the trust fund do not include subprime mortgage loans; however, many originators that underwrite prime or “alt-A” mortgage loans also underwrite subprime mortgage loans and consequently may have exposure to the subprime mortgage market.  You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on your notes.]

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Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

Violations of certain federal, state or local laws and regulations relating to the protection of consumers, unfair and deceptive practices and debt collection practices may limit the ability of the servicer to collect all or part of the principal of or interest on the related mortgage loans and, in addition, could subject the trust to damages and administrative enforcement.

See “Risk Factors—Violations of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans” in the prospectus.
Violation of Predatory Lending Laws/Risks Related to High Cost Loans

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust, as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans. If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected loans and pay any related liabilities, noteholders could incur losses.

For a discussion of anti-predatory lending laws and the effect of any “high cost” loans on the trust, see “Risk Factors—Predatory Lending Laws/High Cost Loans” in the prospectus.
Environmental Risks

Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to ensure payment of the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against the property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, a lender may be liable, as an “owner” or “operator,” for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner.

See “Legal Aspects of Loans—Environmental Considerations” in the prospectus.

A lender also risks such liability on foreclosure of the mortgage. Any such lien arising with respect to a mortgaged property would adversely affect the value of the mortgaged property and could make impracticable foreclosure on the mortgaged property in the event of a default by the related borrower. In addition, certain environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead paint, radon or other hazardous substances.

Certain of the Mortgage Loans will be covered by a limited environmental insurance policy, as described under “Description of the Mortgage Pool—General” in this prospectus supplement.

[Additional risk factors to be provided as applicable.]

Glossary

A glossary of defined terms used in this prospectus supplement begins on page S-[    ]. Any terms used in this prospectus supplement and not defined in the glossary are defined in the accompanying prospectus.

Description of the Notes

General

[The SASCO Mortgage Loan Trust [     ] Mortgage-Backed Notes will consist of the following Classes:

•

the Class [  ] Notes,

•

the Class [    ] Notes, and

•

the Class [     ] Notes.

Only the Offered Notes are offered hereby.]

The Notes will represent obligation so the Trust and will be secured by the Trust Estate.  The Trust Estate will generally consist of:

•

the Mortgage Loans;

•

deposits in the Note Payment Account made in respect of the Mortgage Loans;

•

property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure; and

•

any applicable insurance policies and all proceeds thereof.

Each class of Offered Notes will be issued in the respective approximate Class Principal Amount specified in the table on page S-1 and will accrue interest at the respective Interest Rate specified in the table on page S-1 and as further described under “Summary of Terms—The Notes—Payments on the Notes—Interest Payments.”  The original Class Note Principal Amount of the Offered Notes may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined herein) of the Mortgage Loans is increased or decreased as described under “Description of the Mortgage Pool” herein.

Payments on the Offered Notes will be made on the [25th] day of each month (or, if the [25th] day is not a Business Day the next succeeding Business Day), commencing [     ], to Noteholders of record on the immediately preceding Record Date.

[For purposes of allocating payments of principal and interest on the Senior Notes, (1) the Group [    ] Notes will relate to, and generally will be limited to collections from, the Pool [    ] Mortgage Loans and (2) the Group [    ] Notes will relate to, and generally will be limited to collections from, the Pool [    ] Mortgage Loans. However, holders of each class of [    ] Notes will receive the benefit of Monthly Excess Interest generated by each Mortgage Pool and, to a limited extent, certain principal payments generated by the Mortgage Pool unrelated to that class. Holders of [    ] Notes will be entitled to receive payments based upon principal and interest collections from each Mortgage Pool, but such rights to payments will be subordinate to the rights of the holders of the [    ] Notes to the extent described herein.]

[The Ownership Certificate will be entitled to Monthly Excess Cashflow, if any, remaining after required payments are made to the [    ] Notes and to pay certain expenses of the Trust (including payments to the [Swap Counterparty]). The [    ] Notes will solely be entitled to receive all Prepayment Premiums and Lockout Fees received in respect of the Mortgage Loans from each Mortgage Pool and, accordingly, such amounts will not be available for payment to the holders of the other classes of Notes or to the Servicer as additional servicing compensation.

Payments on the Offered Notes will be made on the Payment Date to Noteholders of record on the applicable record date specified in the table on page S-2. Payments on the Offered Notes will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided, that the final payment in respect of any Note will be made only upon presentation and surrender of such Note at the Corporate Trust Office of the Indenture Trustee. See “—The Indenture Trustee” herein.

Book-Entry Registration

The Offered Notes will be issued, maintained and transferred on the book-entry records of DTC and its Participants. Each class of Book-Entry Notes will be represented by one or more Global Securities that equal in the aggregate the initial Class Principal Amount of the related class registered in the name of the nominee of DTC. The Offered Notes will be issued in minimum denominations in the principal amounts and the incremental denominations in excess thereof specified in the table on page S-2.

Beneficial Owners of the Book-Entry Notes will hold their Notes through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Notes will be issued in one or more notes that equal the initial Class Principal Amount of the related class of Offered Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries names on the books of DTC. Except as described below, no Beneficial Owner will be entitled to receive a physical note representing such Note. Unless and until Definitive Notes are issued for the Book-Entry Notes under the limited circumstances described herein, all references to actions by Noteholders with respect to the Book-Entry Notes shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Noteholders with respect to the Book-Entry Notes shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Notes, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. See “Description of the Securities—Book-Entry Registration” in the prospectus.

Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

For information with respect to tax documentation procedures relating to the Book-Entry Notes, see “Material Federal Income Tax Considerations—Taxation of Securities Treated as Debt Instruments” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex A to in the prospectus.

[Exchangeable Notes

General.  All or a portion of the Exchangeable Notes may be exchanged for a proportionate interest in the related Exchangeable Notes in the combinations shown in Annex [    ].  All or a portion of the Exchangeable Notes may also be exchanged for the related offered notes in the same manner.  This process may occur repeatedly.

The classes of offered notes and of Exchangeable Notes that are outstanding at any given time, and the outstanding principal balances and notional amounts of these classes, will depend upon any related payments of principal, as well as any exchanges that occur.  Offered Notes and Exchangeable Notes in any combination may be exchanged only in the proportion that the original principal balances of such notes bear to one another as  shown in Annex [   ].

Holders of Exchangeable Notes will be the beneficial owners of a proportionate interest in the notes in the related Combination Group and will receive a proportionate share of the payments on those notes.

Procedures.  If a Noteholder wishes to exchange notes, the Noteholder must notify the [Indenture Trustee][Trust Administrator][Note Registrar] by [   ] at [   ] or [   ] no later than [   ] Business Days before the proposed exchange date.  The exchange date can be any Business Day other than the first or last Business Day of the month subject to the [Indenture Trustee’s][Trust Administrator’s] [Note Registrar’s] approval.  The notice must be on the Noteholder’s letterhead, carry a medallion stamp guarantee and set forth the following information:  the CUSIP number of both notes to be exchanged and notes to be received, outstanding principal balance and/or notional amount and the original principal balance and/or notional amount of the notes to be exchanged, the Noteholder’s DTC participant number and the proposed exchange date.  After receiving the notice, the [Indenture Trustee][Trust Administrator][Note Registrar] will [e-mail] the Noteholder with wire payment instructions relating to the exchange fee.  The Noteholder will utilize the Deposit and Withdrawal System at DTC to exchange the Notes.  A notice becomes irrevocable on the [    ] Business Day before the proposed exchange date.

In connection with each exchange, the Noteholder must pay the [Indenture Trustee][Trust Administrator][Note Registrar] a fee equal to [   ].  In no event, however, will the fee be either less than $[    ] or greater than $[    ].

The [Indenture Trustee][Trust Administrator] will make the first payment on an offered note or an Exchangeable Note received in an exchange transaction on the Payment Date in the following month to the Noteholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations.  The characteristics of the Exchangeable Notes will reflect the characteristics of the related offered notes.  Investors should also consider a number of factors that will limit a Noteholder’s ability to exchange offered notes for Exchangeable Notes and vice versa:

•

At the time of the proposed exchange, a Noteholder must own notes of the related class or classes in the proportions necessary to make the desired exchange.

•

A Noteholder that does not own the notes may be unable to obtain the necessary offered notes or Exchangeable Notes.

•

The Noteholder of needed notes may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•

Certain notes may have been purchased or placed into other financial structures and thus be unavailable.

•

Principal payments will decrease the amounts available for exchange over time.

•

Only the combinations listed on Annex [   ] are permitted.]

Payments of Interest

Calculation of Interest.  The amount of interest payable on each Payment Date in respect of each class of Offered Notes will equal [    ] for such class and for such date.  Interest will accrue on the Offered Notes on the basis of [    ].

The Interest Rate for each class of Offered Notes will be the applicable annual rate described under “Summary of Terms—The Notes—Payments on the Notes—Interest Payments.” [The Interest Rate for the Class [     ] Notes will be the lesser of (1) LIBOR plus [     ] and (2) the Subordinate Net Funds Cap.]

[Basis Risk Shortfalls. With respect to each Payment Date and any class of [    ] Notes, such class will be entitled to the amount of any Basis Risk Shortfall or Unpaid Basis Risk Shortfall with interest thereon at the applicable Interest Rate (calculated without regard to the applicable Net Funds Cap) before the holders of the [    ] Notes are entitled to any payments. The [    ] Notes will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall from Monthly Excess Cashflow, treated as paid from, and to the extent such funds are on deposit in, the Basis Risk Reserve Fund [and any amounts received under the Swap Agreement]. See “—Credit Enhancement—Application of Monthly Excess Cashflow” [and “—Interest Rate Swap Agreement”] below.  The source of funds on deposit in the Basis Risk Reserve Fund will be limited to (1) an initial deposit of $1,000 by the Sponsor and (2) certain amounts that would otherwise be distributed to the [    ] Notes. Notwithstanding the foregoing, the amount of any Basis Risk Shortfall for any class of [    ] Notes in respect of any Payment Date may not exceed the amount, if any, by which (x) the amount payable at the applicable Maximum Interest Rate exceeds (y) the amount payable at the applicable Net Funds Cap.

The amount of Monthly Excess Cashflow payable with respect to the [    ] Notes on any Payment Date will be reduced by the amount of any Basis Risk Payment not satisfied from amounts, if any, on deposit in the Basis Risk Reserve Fund.]

Interest Payment Priorities.

The Interest Remittance Amount will be distributed on each Payment Date concurrently, as follows:

(1)

[on any Payment Date during the Revolving Period, to the Revolving Account, the purchase price of any Additional Mortgage Loan to be purchased on such Payment Date;]

(2)

to the [    ] Notes, Current Interest and any Carryforward Interest for such class for such Payment Date;

(3)

to the [    ] Notes, Current Interest and any Carryforward Interest for such class for such Payment Date;

(4)

to the [    ] Notes, Current Interest and any Carryforward Interest for such class for such Payment Date;

(5)

to the Indenture Trustee and the Owner Trustee, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Transfer and Servicing Agreement; and

(6)

[for application as part of Monthly Excess Cashflow for such Payment Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Interest Remittance Amount remaining unpaid for such Payment Date.]

[Interest Rate Swap Agreement.] [Description of any swap agreement to be provided.]

[State whether the significance percentage with respect to the Swap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Swap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Swap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided.  If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

On each Payment Date, the amounts received by the Trust under the Swap Agreement will be paid in the following order of priority:

(1)

to the [    ] Notes, Current Interest and any Carryforward Interest for such class for such Payment Date;

(2)

[to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the [    ] Notes, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Payment Date;]

(3)

to the Ownership Certificate, any remaining amount.

[The Cap Agreement.  As of the Closing Date, the Issuing Entity will enter into the Cap Agreement with the Cap Counterparty for the sole benefit of the [    ] Notes.  The [Depositor] will establish the Cap Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date.  [Describe Cap Agreement.]]

[State whether the significance percentage with respect to the Cap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Cap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Cap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided.  If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

Prepayment Interest Shortfalls. When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received in the applicable Prepayment Period will be distributed to holders of the [    ] Notes on the Payment Date following that Prepayment Period.  To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month’s interest on the amount prepaid, a Prepayment Interest Shortfall could result.  [In contrast, in the case of a prepayment in full on a Mortgage Loan serviced by [    ] made in the same month in which such prepayment is distributed to Noteholders, a Prepayment Interest Excess could result.]

[With respect to prepayments in full or in part, the [Master] Servicer will be obligated to pay Compensating Interest to the extent Prepayment Interest Shortfalls occur.]  See “Mortgage Loan Servicing—Prepayment Interest Shortfalls” herein.  Any Net Prepayment Interest Shortfall will reduce the Interest Remittance Amount available for payment on the related Payment Date.]

[Determination of LIBOR

[Description of how LIBOR is set to be provided.]

LIBOR for the first Accrual Period will be[    ]%.]

Payments of Principal

General.  Payments of principal on the Senior Notes will be made primarily from the Principal Payment Amount for the related Mortgage Pool and secondarily from the Principal Payment Amount from the unrelated Mortgage Pool, from Monthly Excess Cashflow from each Mortgage Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below.  Payments of principal on the Offered Subordinate Notes and the Class [     ] Notes will be made primarily from the aggregate of the Principal Payment Amounts from each Mortgage Pool after payments of principal have been made on the Senior Notes, and secondarily from Monthly Excess Cashflow from each Mortgage Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below.

Principal Payment Priorities.  The Principal Payment Amount will be distributed on each Payment Date in the following order of priority:

(1)

[on any Payment Date during the Revolving Period, to the Revolving Account, the purchase price of any Additional Mortgage Loan to be purchased on such Payment Date;]

(2)

to the [    ], [    ], and [    ] Notes, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

(3)

to the [    ] Notes, until the Class Principal Amount of such class has been reduced to zero;

(4)

to the [    ] Notes, until the Class Principal Amount of such class has been reduced to zero; and

(5)

[for application as part of Monthly Excess Cashflow for such Payment Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Principal Payment Amount remaining after application pursuant to clauses (1) through (3) above.]

Credit Enhancement

Credit enhancement for each Class of Notes will take the form of [described as applicable]:

•

[an irrevocable letter of credit]

•

[the subordination of the Subordinate Notes to the Senior Notes]

•

[reserve funds]

•

[a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy]

•

[a surety bond or note guarantee insurance policy]

•

[the use of cross-support features]

•

[overcollateralization]

•

[excess interest]

•

[an interest rate swap agreement]

[If any credit enhancement provider is liable or contingently liable to provide payments representing 10% or more of the cashflow supporting any class of Notes, a description of any such credit enhancement provider will be provided, including the name of the credit enhancement provider, the organizational form of the credit enhancement provider and the general character of the business of the credit enhancement provider.]

[If any credit enhancement provider is liable or contingently liable to provide payments representing 10% or more, but less than 20% of the cashflow supporting any class of Notes, financial data with respect to any such credit enhancement provider as required by Item 301 of Regulation S-K will be provided, and if any credit enhancement provider is liable or contingently liable to provide payments representing 20% or more of the cashflow supporting any class of Notes, financial statements of any such credit enhancement provider meeting the requirements of Regulation S-X will be provided.]

Application of Realized Losses.  Realized Losses on the Mortgage Loans will have the effect of reducing amounts payable in respect of, first, the Ownership Certificate [(both through the application of Monthly Excess Cashflow to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Payment Date)]; second, the [    ] Notes; third, the [    ] Notes; and fourth, the[    ] Notes, before reducing amounts payable in respect of the Senior Notes.

To the extent that Realized Losses are incurred, those Realized Losses will reduce the Pool Balance[, and thus may reduce the Overcollateralization Amount]. [As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make payments of principal on the Offered Notes.]

If on any Payment Date after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Collection Period and payments of principal on such Payment Date, there are Applied Loss Amounts, the Note Principal Amounts of the [    ] Notes will be reduced in inverse order of priority of payment. Applied Loss Amounts will be allocated in reduction of the Class Principal Amount of first, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero; second, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero; third, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero; and fourth, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero.

Holders of the [    ] Notes will not receive any payments in respect of Applied Loss Amounts, [except from Monthly Excess Cashflow, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below].

In the event that the Servicer or the Master Servicer recovers any Subsequent Recovery, such Subsequent Recovery will be paid in accordance with the priorities described under “—Payments of Principal—Principal Payment Priorities” in this prospectus supplement and the Class Principal Amount of each class of Notes that has previously been reduced by an Applied Loss Amount will be increased as described in the definition of “Note Principal Amount.” Any Subsequent Recovery that is received during a Prepayment Period will be included as a part of the Principal Remittance Amount for the related Payment Date.

[Application of Monthly Excess Cashflow.  Any Monthly Excess Cashflow will, on each Payment Date, be paid in the following order of priority:

(1)

[on any Payment Date during the Revolving Period, to the Revolving Account, the purchase price of any Additional Mortgage Loan to be purchased on such Payment Date;]

(2)

to the [    ], [    ], and [    ] Notes, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

(3)

to the [    ] Notes, until the Class Principal Amount of such class has been reduced to zero;

(4)

[to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the [    ] Notes, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Payment Date;]

(5)

[to the [    ] Notes, any Deferred Amount for each such class and such Payment Date; and]

(6)

to the Ownership Certificate, any remaining amount.

Optional Purchase of the Mortgage Loans

On the Initial Optional Termination Date, the [    ], with the prior written consent of [LBH] (which consent shall not be unreasonably withheld), will have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust for a price equal to the Purchase Price.  The Master Servicer, the Trust Administrator, the Indenture Trustee, each Servicer and each Custodian will be reimbursed from the Purchase Price for (i) any outstanding Advances, servicing advances and unpaid Servicing Fees, as applicable and (ii) any other amounts due under the Transfer and Servicing Agreement, the Indenture, the Trust Agreement, the Servicing Agreement or the Custodial Agreement, as applicable.  If such option is exercised, the Trust will be terminated. If [    ] fails to exercise such option on the Initial Optional Termination Date, the margin of each class of Offered Notes will be increased as described under “Summary of Terms—The Notes—Payments on the Notes—Interest Payments” herein.

[Mandatory Auction Call of the Notes

[Mandatory Auction Call.] [Description of the auction procedure and any market value swap agreement to be provided.]

[On [date], the Auction Administrator will solicit bids for purchase of [all of] [the Class [   ], Class [   ] and Class [   ]] Notes in the secondary market from dealers and institutional investors. If bids are received for the entire amount of the Notes subject to the mandatory auction, then the auction will have been successful and Notes will be sold to the highest bidders. The prices at which the Notes are sold through this procedure will be used as the value of the Notes for purposes of the Market Value Swap Agreement. If the total auction price is less than par, the Market Value Swap Counterparty will pay the shortfall. If the total auction price is greater than par, then the Market Value Swap Counterparty will receive the excess. If the total auction price is less than par, the original investors in the Notes will receive the auction price plus the Market Value Swap Agreement proceeds, which together will equal par.

The mandatory auction will close if sufficient bids are received covering all of the Notes that are subject to the mandatory auction, and if the Market Value Swap Agreement covers any shortfall from par. If these conditions are not met, then the auction will have failed and the original investors will retain their Notes. If these conditions are met, then the auction will close, and the original investors will be obligated to tender their Notes and will receive the required par purchase price. The tender will take place through the book-entry facilities, with no action required on the part of Noteholders. When the mandatory auction closes and the original investors tender their Notes and receive the par purchase price, the Notes will remain outstanding, and continue to receive distributions in accordance with their original terms.]

[State whether the significance percentage with respect to the Market Value Swap Agreement is less than 10%, or 10% or more but less than 20%, or 20% or more.]

The Auction Administrator. [Description of auction administrator].

The Market Value Swap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Market Value Swap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided. If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

Fees and Expenses of the Trust

In consideration of their duties on behalf of the Trust, the Servicer, [the LPMI Provider], [the Cap Counterparty], [the Swap Counterparty], [the Master Servicer], the Owner Trustee, the Indenture Trustee, [the Trust Administrator], [the Custodian], [and the Credit Risk Manager] will receive from the assets of the Trust certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Servicer	monthly

For each Mortgage Loan, a monthly fee paid to each Servicer out of interest collections received from the related Mortgage Loan calculated on the outstanding principal balance of each Mortgage Loan [    ]% per annum for each Mortgage Loan.

Withdrawn from the related Servicing Account in respect of each Mortgage Loan serviced by that Servicer, before payment of any amounts to Noteholders.

[LPMI Provider]	monthly

For any Mortgage Loan covered by an LPMI Policy, the product of the outstanding Scheduled Principal Balance of the related Mortgage Loan and an annual percentage rate of [    ]% of the Scheduled Principal Balance of each Mortgage Loan insured under the LPMI Policy

Payable out of funds on deposit in the [ ] Account, before payment of any amounts to Noteholders.
[Master Servicer]	monthly	[Describe Fee.]	[Describe how and when payable.]
Owner Trustee	annually	[Describe Fee.]	[Describe how and when payable.]
Indenture Trustee	monthly	[Describe Fee.]	[Describe how and when payable.]
[Custodian]	monthly	[Describe Fee.]	[Describe how and when payable.]
[Trust Administrator]	monthly	[Describe Fee.]	[Describe how and when payable.]
[Credit Risk Manager]	monthly	[Describe Fee.]	[Describe how and when payable.]

The Servicing Fees set forth in the table above may not be increased without amendment of the Servicing Agreement as described under “Mortgage Loan Servicing—Amendment of the Servicing Agreement” below. None of the other fees set forth in the table above may be changed without amendment of the Transfer and Servicing Agreement as described under “The Sale and Assignment Agreement and the Transfer and Servicing Agreement—Amendment” below.

Expenses of the Servicer, the Custodians, the Master Servicer, the Owner Trustee and the Trust Administrator will be reimbursed before payments are made on the Notes. Expenses of the [Indenture Trustee] will be reimbursed up to $[    ] annually before payments of interest and principal are made on the Notes; any additional unpaid expenses above $[    ] in any year will be paid to the Indenture Trustee to the extent of any remaining Interest Remittance Amount after all payments of Current Interest and any Carryforward Interest on the Notes.

Description of the Mortgage Pool

General

Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein are derived solely from the characteristics of the Mortgage Loans as of the Cut-off Date. Whenever reference is made herein to the characteristics of the Mortgage Loans or to a percentage of the Mortgage Loans, unless otherwise specified, that reference is based on the Cut-off Date Balance.

The Trust will primarily consist of approximately [      ] [describe Mortgage Loans] Mortgage Loans, all of which have original terms to maturity from the first due date of the Scheduled Payment of not more than 30 years, and which have a Cut-off Date Balance (after giving effect to Scheduled Payments due on such date) of approximately $[      ].

Approximately [      ]% of the Mortgage Loans were acquired by LBH from [      ]. Underwriting guidelines of the type described under “The Originators and the Underwriting Guidelines” were applied by the Originators underwriting the Mortgage Loans. [Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.] The Mortgage Loans will be acquired by the Depositor from the Seller and the Depositor will, in turn, convey such Mortgage Loans to the Trust. See “The Sale and Assignment Agreement and the Transfer and Servicing Agreement—Assignment of Mortgage Loans.”

[Approximately [    ] (or [    ]%) of the Mortgage Loans are Fixed Rate Mortgage Loans and approximately [    ] (or [    ]%) of the Mortgage Loans are Adjustable Rate Mortgage Loans, as described in more detail under “Adjustable Rate Mortgage Loans” below. Interest on the Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.]

[Approximately [    ] (or [    ]%) of the Mortgage Loans are First Lien Mortgage Loans and approximately [    ] (or [    ]%) are Second Lien Mortgage Loans or deeds of trust or similar security instruments on Mortgaged Property consisting of residential properties including [indicate types of properties]. Approximately [    ] (or [    ]%) of the Mortgage Loans are Home Improvement Loans.]

Pursuant to its terms, each Mortgage Loan[, other than a loan secured by a condominium unit,] is required to be covered by a standard hazard insurance policy in an amount generally equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property. Generally, a cooperative housing corporation or a condominium association is responsible for maintaining hazard insurance covering the entire building. See “Description of Mortgage and Other Insurance—Hazard Insurance on the Loans” in the prospectus.

Approximately [    ]% of the Mortgage Loans are 80+ LTV Loans. [In the case of the Second Lien Mortgage Loans, all of the related Mortgaged Properties have Combined Loan-to-Value Ratios no greater than 100%.]

Approximately [    ]% of the 80+ LTV Loans are covered by existing borrower-paid primary mortgage insurance policies. [With respect to approximately [    ]% of the 80+ LTV Loans, LBH has acquired initial primary mortgage insurance coverage through [    ], as described under “—Primary Mortgage Insurance” below. Second Lien Mortgage Loans are not covered by these primary mortgage insurance policies. Such primary mortgage insurance coverage will generally have the effect of reducing the original Loan-to-Value Ratios of such 80+ LTV Loans to 60%.]

Approximately [    ]% of the Mortgage Loans are fully amortizing. [However, approximately [    ]% of the Mortgage Loans are Balloon Loans. The Balloon Loans are generally expected to have original terms to maturity of [    ] years. The ability of the borrower to repay a Balloon Loan at maturity frequently will depend on such borrower’s ability to refinance the loan. Any loss on a Balloon Loan as a result of the borrower’s inability to refinance the loan will be borne by Noteholders, to the extent not covered by the applicable credit enhancement. None of the Servicer, the Master Servicer, the Trust Administrator or the Indenture Trustee will make any Advances with respect to delinquent Balloon Payments.]

[Approximately [    ]% of the Mortgage Loans are Interest-Only Mortgage Loans that provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of [    ] years following the origination of the related Mortgage Loan. Following the applicable interest-only period, the monthly payment with respect to the Interest-Only Mortgage Loans will be increased to an amount sufficient to amortize the principal balance of the Interest-Only Mortgage Loan over its remaining term, and to pay interest at the related Mortgage Rate.]

[Approximately [    ]% of the Mortgage Loans provide for a Prepayment Premium or a Lockout Fee in connection with certain voluntary, full or partial prepayments made within the Prepayment Premium Period or Lockout Fee Period, as applicable, as described herein. The Prepayment Premium Periods and the Lockout Fee Periods range from [    ] to [    ] after origination. The amount of the applicable Prepayment Premium or Lockout Fee, to the extent permitted under applicable state law, is as provided in the related mortgage note; for approximately [    ]% of the Mortgage Loans with Prepayment Premiums or Lockout Fees, this amount is equal to [    ] month’s interest on any amounts prepaid in excess of [    ]% of the original principal balance during any [    ] period during the applicable Prepayment Premium Period or Lockout Fee Period, as applicable. [Prepayment Premiums and Lockout Fees will not be part of available funds applied to pay interest or principal on the Offered Notes, but rather will be distributed to the holders of the Class P Notes.] The Servicer may waive (or permit a subservicer to waive) a Prepayment Premium or a Lockout Fee without the consent of the Indenture Trustee (and without reimbursing the Trust from its own funds for any foregone Prepayment Premium or Lockout Fee, as applicable) only if (i) the prepayment is not the result of a refinancing by such Servicer or its affiliates and such waiver relates to a default or a reasonably foreseeable default and, in the reasonable judgment of the Servicer, such waiver would maximize recovery of total proceeds from the Mortgage Loan, taking into account the value of the Prepayment Premium or Lockout Fee and the related Mortgage Loan or, (ii) relates to a Prepayment Premium or Lockout Fee the collection of which would, in the reasonable judgment of the Servicer, be in violation of law. The Servicer will be obligated to deposit with the Master Servicer from its own funds the amount of any Prepayment Premium or Lockout Fee to the extent not collected from a borrower (except with respect to a waiver of any such Prepayment Premium as described above).]

As of the Cut-off Date, [    ] of the Mortgage Loans in the Trust will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

[None of the Mortgage Loans are subject to negative amortization.]

[As of the Cut-off Date, approximately [    ]% of the Mortgage Loans were less than 30 days delinquent in payment and approximately [    ]% of the Mortgage Loans were at least 30 but less than 60 days delinquent.]

Historical Delinquency Information

The following tables set forth the historical delinquency experience of the Mortgage Loans:

[Table to be provided showing historical delinquency]

[Any other historical statistical data on the mortgage pool assets to be provided to the extent available and material.]

[If any other material historical data regarding the Mortgage Loans is available, disclose such here.]

 [Adjustable Rate Mortgage Loans

Approximately[    ]% and [    ]% of the Adjustable Rate Mortgage Loans are [Six-Month LIBOR] Mortgage Loans and [    ] Mortgage Loans, respectively. There will be corresponding adjustments to the monthly payment amount for each Adjustable Rate Mortgage Loan on the related Adjustment Date; provided that the first such adjustment for approximately [    ]% of the Adjustable Rate Mortgage Loans will occur after an initial period of approximately [    ] years following origination and in the case of approximately [    ]% of the Adjustable Rate Mortgage Loans, approximately [    ] years following origination.

On each Adjustment Date for an Adjustable Rate Mortgage Loan, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8%, of the applicable Index and the Gross Margin, provided that the Mortgage Rate on each such Adjustable Rate Mortgage Loan will not increase or decrease by more than the related Periodic Cap on any related Adjustment Date and will not exceed the related Maximum Rate or be less than the related Minimum Rate. The Mortgage Rate generally will not increase or decrease on the first Adjustment Date by more than the Initial Cap; the Initial Caps range from [    ]% to [    ]% for all of the Adjustable Rate Mortgage Loans. Effective with the first monthly payment due on each Adjustable Rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the Mortgage Rate on each such Adjustable Rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the applicable Index and the related Gross Margin, rounded as described herein. See “—The Indices” below.

The Adjustable Rate Mortgage Loans generally do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.]

 [The Indices

The Index used in the determination of the Mortgage Rates of the Mortgage Loans will be [                      ], as published by [             ].]  See “The Trust Funds—The Mortgage Loans—General” in the prospectus.]

[Commercial, Multifamily and Mixed Use Loans

General

[   ] Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ] (representing approximately [   ]% of the Mortgage Loans), are commercial loans.  Approximately [   ]% of the commercial loans were thirty days or more, but less than sixty days, delinquent in payment as of the [        ].

[   ] Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ] (representing approximately [   ]% of the Mortgage Loans) are multifamily loans or mixed use loans.  Approximately [   ]% of the multifamily loans or mixed-use loans were thirty days or more, but less than sixty days, delinquent in payment as of [        ].

[For each specific commercial loans provide to the extent material the following information:

The [provide commercial loan name or loan number] has the following characteristics:

[Description of the location and present use of the mortgaged property]

[Net operating income and net cash flow information, as well as the components of net operating income net cash flow to be provided]

[The current occupancy rates for the commercial property to be provided]

[The identity, square feet occupied by and lease expiration dates for the three largest tenants to be provided]

[Description of the nature and amount of all other material mortgages, liens or encumbrances against the property]

[Any additional commercial loan level information as necessary to be provided]]

[Environmental Insurance

The Trust will be the beneficiary of environmental insurance policies providing limited coverage against certain environmental risks with respect to the Mortgaged Properties securing certain commercial, multifamily and mixed use loans.  [insert description of coverage and limitations]]

[Participation Interests in Mortgage Loans

General

[   ] Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ] (representing approximately [   ]% of the Mortgage Loans) are represented by Participation Interests.

[Terms of the Participation Agreements

The Issuing Entity will own the entitlement to the related Mortgage Loans under the related Participation Agreement, and the entitlement to the remaining interest and principal payments on the related Mortgage Loan will not be owned by the Issuing Entity.  Under the related Participation Agreement, the Servicer services the related Mortgage Loan on behalf of all of the respective owners, and the mortgage file for each Mortgage Loan will be held by a single custodian or trustee on behalf of all of the respective owners.  Under the related Participation Agreement, the Servicer is obligated to service the related Mortgage Loan in accordance with accepted servicing practices for that mortgage loan type as described herein under “Mortgage Loan Servicing.”  All collections received as to that Mortgage Loan will be promptly remitted to the respective owners of the participation interests.  The Servicer will not make advances for delinquent scheduled payments.]]

The terms of each Participation Agreement are as follows:

[Table to be provided showing balances, interest rates, expected maturities, servicer and the Issuing Entity’s ownership percentage under each Participation Agreement.]

[The offering documents for each Participation Agreement are provided as Annex [C] to this Prospectus Supplement.]

[Primary Mortgage Insurance

Approximately [    ]% of the Mortgage Loans are 80+ LTV Loans. See “Description of the Mortgage Pool—General.” Approximately [    ]% of the 80+ LTV Loans are covered by existing primary mortgage insurance policies which were acquired by the related borrower.  In addition, the [    ] Policy will be acquired on or prior to the Closing Date from [    ] with respect to approximately [    ]% of the 80+ LTV Loans.

The LPMI Policy is subject to various limitations and exclusions as described above or as provided in the LPMI Policy, and will provide only limited protection against losses on defaulted Mortgage Loans.

[LPMI Provider].  [Description of the LPMI Provider to be provided.]

The Mortgage Loans

The Mortgage Loans are expected to have the approximate characteristics as of the Cut-off Date as set forth in Annex A to this prospectus supplement. The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the tables in Annex A may not equal the totals due to rounding.

Prior to the issuance of the Notes, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

As of the Closing Date, approximately [    ]% and [    ]% of the Pool 1 Mortgage Loans will be serviced by [    ] and [    ], respectively.

No more than approximately [    ]% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

[Conveyance of Subsequent Mortgage Loans

On the Closing Date, approximately $[     ], which represents [         ]% of the Mortgage Pool, will be deposited by [   ] into an eligible account.  During the period from the Closing Date to [     ], the Depositor is expected to purchase from time to time Subsequent Mortgage Loans from the Seller and, in turn, sell all such Subsequent Mortgage Loans to the Trust for inclusion in the Mortgage Pool.  The purchase price for each Subsequent Mortgage Loan will equal its Scheduled Principal Balance as of the date of origination (reduced by principal payments due or paid prior to the purchase date, if any) and will be paid by the Trust Administrator from the related Pre-Funding Amount.

The mortgage loans expected to be conveyed as the Subsequent Mortgage Loans by the Seller will have the same general characteristics as the Mortgage Loans in the Trust as of the Cut-off Date.

Pursuant to the Transfer and Servicing Agreement, the conveyance of Subsequent Mortgage Loans to the Trust may be made on any Business Day during the Pre-Funding Period, subject to certain conditions in the Transfer and Servicing Agreement being satisfied, including, among others, that:

(1)

[The Subsequent Mortgage Loans conveyed on the subsequent transfer date must satisfy the same representations and warranties applicable to the Initial Mortgage Loans set forth in the Mortgage Loan Purchase Agreement, which representations and warranties have been confirmed by the Rating Agencies;

(2)

The Subsequent Mortgage Loans conveyed on the subsequent transfer date are selected in a manner reasonably believed not to be adverse to the interests of the Noteholders;

(3)

The Indenture Trustee receives an officer’s certificate confirming the satisfaction of each condition precedent and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Subsequent Mortgage Loans in the forms substantially similar to those delivered on the Closing Date;

(4)

The conveyance of the Subsequent Mortgage Loans on the subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the Notes;

(5)

No Subsequent Mortgage Loan conveyed on the subsequent transfer date may be more than one payment delinquent in payment;

(6)

Each Subsequent Mortgage Loan will have been underwritten substantially in accordance with the Originator’s underwriting guidelines;

(7)

No Subsequent Mortgage Loan may have a remaining term to maturity exceeding [     ] months;

(8)

No Subsequent Mortgage Loan may have a Loan-to-Value Ratio greater than [125]%;

(9)

The weighted average Mortgage Rate for all the Mortgage Loans at the end of the Pre-Funding Period must not be more than 100 basis points lower than the weighted average Mortgage Rate of the Initial Mortgage Loans;

(10)

Following the conveyance of the Subsequent Mortgage Loans on the subsequent transfer date, the characteristics of the Mortgage Loans the Mortgage Pool will remain substantially similar to the characteristics of the Initial Mortgage Loans in the Mortgage Pool as of the Cut-off Date; and

(11)

An independent accountant must provide the Depositor, the Rating Agencies, the Indenture Trustee and the Underwriters with a letter stating that the characteristics of the Subsequent Mortgage Loans conform to the characteristics described above and in the Transfer and Servicing Agreement.]

If the Trust does not apply the full Pre-Funding Amount towards the purchase of Subsequent Mortgage Loans prior to the end of the Pre-Funding Period, then such remaining proceeds in the Pre-Funding Account will be paid as a principal prepayment to the related Noteholders on the [     ] Payment Date.

On the Closing Date, [   ] will also establish a Capitalized Interest Account which will be funded by an initial deposit made by the Depositor on the Closing Date of approximately $[     ], which represents approximately [     ]% of the total principal balance of the Mortgage Pool as of the Cut-off Date.  Amounts in the Capitalized Interest Account will be applied by the Trust Administrator during the Pre-Funding Period to pay interest on that portion of the Notes supported by the Pre-Funding Amount.  At the end of the Pre-Funding Period, any remaining funds in the Capitalized Interest Account will be paid to the Depositor and the account will be terminated.]

[Acquisition by the Trust of Additional Mortgage Loans

On the first Payment Date and until [          ], the Depositor may direct the [Indenture Trustee][Trust Administrator] to apply all or a portion of the payments that would otherwise be made to Noteholders in respect of [interest] [principal] [excess interest] to purchase Additional Mortgage Loans from the Depositor for inclusion in the Trust of the same general character as the Mortgage Loans included in the Trust on the Closing Date.  If the Depositor so directs, the [Indenture Trustee][Trust Administrator]will deposit all or a portion of the amount of [interest] [principal] payable on the Mortgage Loans [and excess interest] that would otherwise be made to Noteholders into the Revolving Account, and will apply deposits in the Revolving Account to fund the purchase of Additional Mortgage Loans, provided certain other conditions are satisfied at the time of purchase.

Funds on deposit in the Revolving Account may only be applied to acquire Additional Mortgage Loans for the Mortgage Pool on the Payment Date on which such funds were deposited therein. If any amounts in the Revolving Account are not used to purchase Additional Mortgage Loans on the any Payment Date, such amounts will be added to the [Interest Remittance Amount] [Principal Remittance Amount] [Monthly Excess Cashflow] for such Payment Date and will be distributed to Noteholders.

The purchase price for each Additional Mortgage Loan will equal its principal balance as of the date of origination (reduced by principal payments due or paid prior to the purchase date, if any), and the aggregate purchase price of all Additional Mortgage Loans purchased by the Trust during the Revolving Period may not exceed $[       ].  Additional Mortgage Loans will have the same general characteristics as the Mortgage Loans transferred to the Trust on the Closing Date.

Pursuant to the Transfer and Servicing Agreement, the conveyance of Additional Mortgage Loans to the Trust may be made on any Business Day during the Revolving Period, subject to certain conditions set forth in the Transfer and Servicing Agreement being satisfied, including, among others that:

(1)

The Additional Mortgage Loans at the time of conveyance to the Trust must satisfy the representations and warranties set forth in the Sale and Assignment Agreement, which representations and warranties have been confirmed by the Rating Agencies;

(2)

The Additional Mortgage Loans are selected in a manner reasonably believed not to be adverse to the interests of the Noteholders;

(3)

[The Indenture Trustee receives an officer’s certificate confirming the satisfaction of each condition precedent specified in the Transfer and Servicing Agreement and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Additional Mortgage Loans in the forms substantially similar to those delivered on the Closing Date;]

(4)

The conveyance of the Additional Mortgage Loans will not result in a reduction or withdrawal of any ratings assigned to the Offered Notes;

(5)

[No Additional Mortgage Loan may be more than one monthly payment delinquent in payment at the time of conveyance to the Trust];

(6)

Each Additional Mortgage Loan will have been underwritten substantially in accordance with the applicable Originator’s underwriting guidelines;

(7)

No Additional Mortgage Loan may have a remaining term to maturity exceeding [     ] months;

(8)

[No Additional Mortgage Loan may have a Loan-to-Value Ratio greater than 100%;]

(9)

The weighted average Mortgage Rate for all the Mortgage Loans at the end of the Revolving Period must not be more than [100] basis points lower than the weighted average Mortgage Rate of the Mortgage Loans as of the Cut-off Date;

(10)

Following the conveyance of the Additional Mortgage Loans on a subsequent transfer date, the weighted average characteristics of the Mortgage Loans in the Mortgage Pool will remain substantially similar to the characteristics of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date; and

(11)

[An independent accountant must provide the Depositor, the applicable rating agencies rating the Notes, the Indenture Trustee and the Underwriter[s] at [applicable interval] with a letter stating that the characteristics of the Additional Mortgage Loans conform to the characteristics described above and in the Transfer and Servicing Agreement.]

[Additional transfer requirements and termination triggers to be described, as applicable.]

Static Pool Information

Static pool information with respect to the Sponsor’s prior securitized pools formed during the period from [specify date] to [specify date], presented by pool, is available online at [Internet address].  Access to this web address is unrestricted and free of charge.  Information available at this web address is deemed to be part of this prospectus supplement, except to the extent provided under “Static Pool Information” in the accompanying prospectus.  [Add reference to any third-party static pool information as applicable.]

Legal Proceedings

[Describe briefly any legal proceedings pending against the Sponsor, Depositor, Indenture Trustee, Owner Trustee, Issuing Entity, any Servicer (including any other entity involved in the servicing function, such any Master Servicer or Trust Administrator), any Originator or any other party contemplated by Item 1100(d)(1) of Regulation AB, or of which any property of the foregoing is the subject, that is material to Noteholders.  Include similar information as to any such proceedings known to be contemplated by governmental authorities.]

Affiliations

[Describe whether, and how, the Sponsor, Depositor and/or Issuing Entity is an affiliate of any of the following parties as well as, to the extent known and material, whether, and how, any of the following parties are affiliates of any of the other following parties: any Servicer or any other entity involved in the servicing function, including any Master Servicer and/or Trust Administrator; the Indenture Trustee; the Owner Trustee; any Originator; any significant obligor contemplated by Item 1112 of Regulation AB; any enhancement or support provider contemplated by Items 1114 or 1115 of Regulation AB; or any other material parties related to the asset-backed securities contemplated by Item 1100(d)(1) of Regulation AB.]

[Describe whether there is and if so, the general character of, any business relationship or arrangement that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the establishment of the Trust and the issuance of the Notes, between any of the parties listed in the preceding paragraph, or any affiliates of such parties, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the Notes.]

[Describe, to the extent material, any specific relationships involving or relating to the Notes or the Mortgage Pool, including the material terms and approximate dollar amount involved, between any of the parties listed in the first paragraph of this section, or any affiliates of such parties, that currently exists or that existed during the past two years.]

Additional Information

The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date.  A Current Report on Form 8-K will be filed, together with the Indenture and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Notes. In the event that Mortgage Loans are removed from or added to the Trust, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

In addition, within 135 days from the initial delivery of this prospectus supplement, Static Pool information for any series of Securities will be posted online at [    ].com.  The static pool data will be updated each month thereafter to reflect the current composition of the pool information. See “Static Pool Data” in the prospectus.

Pursuant to the Transfer and Servicing Agreement, [    ] will prepare a monthly statement to Noteholders containing the information described under “The Sale and Assignment Agreement and the Transfer and Servicing Agreement—Reports to Noteholders.” [    ] may make available each month, to any interested party, the monthly statement to Noteholders via the [    ]’s website, located at [    ].

Underwriting Guidelines

Approximately [    ]% and [    ]% of the Mortgage Loans were originated by [    ] and [    ], in accordance with the [    ] Underwriting Guidelines and the [    ] Underwriting Guidelines, respectively.  [Identifying information and percentages to be provided for originators which originated 10% or more of the mortgage assets or any mortgage pool.]  The remainder of the Mortgage Loans were originated by other Originators in accordance with Underwriting Guidelines generally comparable to the General Underwriting Guidelines described below under “General Underwriting Guidelines.” Such General Underwriting Guidelines differ among the Originators in various areas. The following is a general summary of [    ] and the [    ] Underwriting Guidelines, and [    ] and the [    ] Underwriting Guidelines, and also the General Underwriting Guidelines believed by the Depositor to be generally applied, with some variation, by each other Originator.

[Originator Name]

[A description of Originator(s)’ form of organization for Originator(s) which contributed 20% or more of the asset pool to be provided.]

[    ] Underwriting Guidelines

[Description of the Underwriting Guidelines of the above Originator to be provided.]

General Underwriting Guidelines

[General description of Underwriting Guidelines applied by Originators which contributed to less than 20% or more of the mortgage assets or of any mortgage pool to be provided.]

[The Master Servicer]

[Description of any Master Servicer, including its name, duties and responsibilities, to be provided.]

[Description of allocation of servicing responsibilities to be provided.]

The Servicer

General

On the Closing Date, [    ] [and various other Servicers] will service approximately [    ]% and [    ]%, respectively, of the Mortgage Loans (by Cut-off Date Balance). [Identifying information and percentages to be provided for servicers which will service, as of the Cut-off Date, 10% or more of the mortgage assets or of any mortgage pool.]

[Servicer Name]

[Provide Regulation-AB compliant description of each Servicer which services 20% or more of the mortgage assets or of any mortgage pool, including the following:]

[Servicer form of incorporation, duration of servicing experience and general discussion of Servicer’s experience in servicing assets of any type as well as a more detailed discussion of Servicer’s experience in, and procedures for the servicing function in the current transaction to be provided.]

[Description of any material changes to Servicer’s policies or procedures in the servicing function the Servicer will perform in the current transaction for assets of the same type included in the current transaction for the past three years to be provided.]

[Information regarding Servicer’s financial condition to be provided to the extent that there is a material risk to the performance of the assets in the Mortgage Pool or the Notes.]

[Description of the material terms of the related Servicing Agreement to be provided.]

[For a description of the material terms of collection of funds and the related Servicing Account, see “Mortgage Loan Servicing—Servicing Accounts and the Collection Account” in this prospectus supplement.]

[Description of any special or unique factors to be provided to the extent material in servicing the particular type of assets included in the current transaction.]

[Description of the terms of any arrangements to be provided to the extent material whereby Servicer is required or permitted to provide advances of funds regarding collections, cashflows or distributions.]  [If material, provide statistical information of servicer advances on the Mortgage Loans and the Servicer’s overall servicing portfolio for the past three years.]

[Description of the Servicer’s process for handling delinquencies, losses, bankruptcies and recoveries to be provided to the extent material.]

[Description of any ability of Servicer to waive or modify any terms, fees, penalties or payments on the assets and the effect of any such ability, if material, on the potential cashflows from the assets to be provided to the extent material.]

[Description of any material custodial responsibility of Servicer.]

[Description of any limitations on Servicer’s liability under the transaction agreements.]

[For a description of the material terms of any removal, replacement, resignation of Servicer or transfer of servicing provisions, see “Mortgage Loan Servicing” in this prospectus supplement.]

Administration of the Trust

Servicing and Administrative Responsibilities

The Servicer, [the Master Servicer], [the Trust Administrator], the Owner Trustee, the Indenture Trustee and the Custodians will have the following responsibilities with respect to the Trust:

Party:	Responsibilities:
Servicer	Performing the servicing functions with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the Servicing Agreement, including, but not limited to:

•

collecting monthly remittances of principal and interest on the Mortgage Loans from the related borrowers, depositing such amounts in the Servicing Account, and delivering all amounts on deposit in the Servicing Account to the [Master Servicer] for deposit in the Collection Account on the Servicer Remittance Date;

•

collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

• making Advances with respect to delinquent payments of principal and interest on the Mortgage Loans (other than Balloon Payments);

•

paying customary costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property or (c) borrower-paid primary mortgage insurance policy premiums and fire and hazard insurance coverage;

• providing monthly loan-level reports to the [Master Servicer];
• maintaining certain insurance policies relating to the Mortgage Loans; and
• initiating foreclosure proceedings.
See “The Servicer” and “Mortgage Loan Servicing” below.
[Master Servicer	Performing the master servicing functions in accordance with the provisions of the Transfer and Servicing Agreement and the Servicing Agreement, including but not limited to:
• monitoring the Servicer’s performance and enforcing the Servicer’s obligations under the related Servicing Agreement;

•

collecting monthly remittances from the Servicer for deposit in the Collection Account on the Servicer Remittance Date and delivering all amounts on deposit in the Collection Account to the Trust Administrator for deposit in the Securities Administration Account on the Master Servicer Remittance Date;

• gathering the monthly loan-level reports delivered by the Servicer and providing a comprehensive loan-level report to the [Trust Administrator][Indenture Trustee] with respect to the Mortgage Loans;
• upon the termination of the Servicer, appointing a successor servicer, and until a successor servicer is appointed, acting as successor servicer; and
• upon the failure of the Servicer to make Advances with respect to a Mortgage Loan, making those Advances to the extent provided in the Transfer and Servicing Agreement.
See “The Master Servicer” and “Mortgage Loan Servicing” below.]
[Trust Administrator

Performing the securities administration functions in accordance with the provisions of the Administration Agreement, the Transfer and Servicing Agreement, the Trust Agreement and the Indenture, including but not limited to:

•

collecting monthly remittances from the [Master] Servicer for deposit in the Securities Administration Account and delivering all amounts on deposit in the Securities Administration Account to the Indenture Trustee for deposit in the Note Payment Account on the Deposit Date;

• preparing and distributing investor reports, including the monthly payment date statement to Noteholders based on information received from the [Master] Servicer [and the Swap Counterparty];
• preparing and filing annual federal and (if required) state tax returns on behalf of the Trust;
• preparing and filing periodic reports with the Commission on behalf of the Trust with respect to the Notes; and
• until a successor master servicer is appointed, acting as successor master servicer in the event the Master Servicer resigns or is removed by the Indenture Trustee.
See “The Trust Agreement, Indenture and Administration Agreement— Administration” and “The Sale and Assignment Agreement and the Transfer and Servicing Agreement— Reports to Securityholders” below.]
Owner Trustee

Performing the owner trustee functions in accordance with the provisions of the Trust Agreement, or causing the Trust Administrator or the Depositor to perform such functions, pursuant to the Administration Agreement, including but not limited to:

•

discharging (or causing to be discharged) all of its responsibilities pursuant to the terms of the Trust Agreement and the other document or agreement to which the Trust or the Owner Trustee is a party and administering the Trust (or causing it to be administered) in the interest of the Residual Holder, subject to each such respective document or agreement and in accordance with the provisions of the Trust Agreement; and

• taking direction from the Residual Holder regarding the management of the Trust.
See “The Trust Agreement, Indenture and Administration Agreement—The Owner Trustee” below.
Indenture Trustee

Performing the indenture trustee functions in accordance with the provisions of the Indenture, or causing the Trust Administrator to perform such functions pursuant to the Administration Agreement, including but not limited to:

•

receiving monthly remittances from the [Servicer][Master Servicer][ Trust Administrator] for deposit in the Note Payment Account and, based solely on the information contained in the investor reports, distributing all amounts on deposit in the Note Payment Account to the Noteholders;

• [depositing any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty into the Note Payment Account;]
• [distributing amount on deposit in the Note Payment Account to the Noteholders and the [Swap] Counterparty;]
• preparing and distributing annual investor reports summarizing aggregate payments to Noteholders necessary to enable Noteholders to prepare their tax returns;

•

enforcing the obligations of each of the [Master] Servicer and the [Trust Administrator] under the Transfer and Servicing Agreement, the Indenture and the Administration Agreement, as applicable; and

•

acting as successor [trust administrator][master servicer] in the event the [Trust Administrator][Master Servicer] resigns or is removed by the Indenture Trustee unless a successor [trust administrator][master servicer] is appointed.

See “The Trust Agreement, Indenture and Administration Agreement—The Indenture Trustee” and “The Sale and Assignment Agreement and the Transfer and Servicing Agreement— Reports to Noteholders” below.
Custodians	Performing the custodial functions in accordance with the provisions of the custodial agreements, including but not limited to:
• holding and maintaining the Mortgage Loan documents related to the Mortgage Loans in a fireproof facility intended for the safekeeping of mortgage loan files on behalf of the Indenture Trustee.
See “Mortgage Loan Servicing—Custody of the Mortgage Files” below.

Trust Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans will, at all times before payment thereof to the Noteholders [or the Swap Counterparty], be invested in the Trust Accounts, which are accounts established in the name of the Indenture Trustee. Funds on deposit in the Trust Accounts may generally be invested by the party responsible for such Trust Account in Eligible Investments, as described under “The Agreements—Investment of Funds” in the prospectus. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:
Servicing Account	Servicer	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders.
Collection Account	[Master Servicer]	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders.
[Trust Administration Account]	[Trust Administrator]	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders.
Note Payment Account	Trustee	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders.
[Basis Risk Reserve Fund]	Trustee	[describe how investment earnings are applied.]
[Reserve Account]	Servicer	Any investment earnings will be paid to [ ] and will not be available for distribution to Noteholders.

If funds deposited in the [    ] Account, the [    ] Account or the [    ] Account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds, without any right of reimbursement therefor.

Example of Payments

The following sets forth an example of collection of payments from borrowers on the Mortgage Loans, transfer of amounts among the Trust Accounts and payments on the Notes for the Payment Date in September 2005:

[ ] through [ ]	Collection Period:

Payments due during the related Collection Period ([    ] through [    ]) from borrowers will be deposited in the Servicer’s Servicing Account as received and will include scheduled principal payments due during the related Collection Period and interest accrued on the ending scheduled balance from the prior Collection Period.

[ ] through [ ]	Prepayment Period:

Principal prepayments received by the Servicer during the related Prepayment Period ([    ] through [    ]) will be deposited into such Servicer’s Servicing Account for remittance to the [    ] on the Servicer Remittance Date.

[month and day]	Servicer Remittance Date:

The Servicer will remit collections and recoveries in respect of the Mortgage Loans to the [    ] for deposit into the Collection Account on or prior to the [    ] day of each month (or if the 1[    ] day is not a Business Day, the [    ] Business Day), as specified in the Servicing Agreement.

[month and day]	[Master Servicer Remittance Date:]

[    ] Business Days immediately before the Payment Date, the Master Servicer will remit to the [Trust Administrator][Indenture Trustee] amounts on deposit in the Collection Account for deposit into the [    ] Account, including any Advances made by the Servicer [or the Master Servicer] for that Payment Date.

[month and day]	Record Date:	Payments will be made to Noteholders of record for all classes as of the Business Day [ ] the related Payment Date.
[month and day]	Deposit Date:	On [ ], the [Trust Administrator][Master Servicer] will remit to the Indenture Trustee amounts on deposit in the [ ] Account for deposit into the Note Payment Account.
[month and day]	Payment Date:

On the [    ] day of each month (or if the [    ] day is not a Business Day, the next Business Day), [   ] will make payments to Noteholders from amounts on deposit in the Note Payment Account and, to the extent of funds available after all other required payments are made, will deposit into the Certificate Account any amounts remaining.

Succeeding months follow the same pattern.

Mortgage Loan Servicing

General

The Servicer will have primary responsibility for servicing the Mortgage Loans as described under “Administration of the Trust—Servicing Responsibilities” above. Each of the Indenture Trustee, the Master Servicer are either parties or third party beneficiaries under the Servicing Agreement and can enforce the rights of the Seller thereunder. See “Servicing of Loans” in the prospectus.

Under the Servicing Agreement, the [Master Servicer][Indenture Trustee] has the authority to terminate the Servicer for certain events of default which indicate that either the Servicer is not performing, or is unable to perform, its duties and obligations under the related Servicing Agreement. If the [Master Servicer][Indenture Trustee] terminates the Servicer, the [Master Servicer][Indenture Trustee] will be required to appoint a successor servicer as provided in the Transfer and Servicing Agreement. Notwithstanding anything to the contrary in the prospectus, the [Master Servicer][Indenture Trustee] will not be ultimately responsible for the performance of the servicing activities by the Servicer, except as described under “—Advances” below.

In addition, under the Servicing Agreement, the Seller has the right to terminate the Servicer, without cause, upon [    ] notice, subject to certain conditions set forth in the Servicing Agreement, including payment of unreimbursed or unpaid Advances, servicing advances, Servicing Fees and applicable expenses of the Servicer in connection with the transfer of the Mortgage Loans to a successor servicer, [and payment of a termination fee which shall be payable by the Seller from its own funds and not reimbursable from the Trust]. Any such termination without cause requires the consent of the Master Servicer, the Indenture Trustee and receipt of confirmation from the Rating Agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then current ratings of any of the Notes. The Seller, with the prior written consent of the Master Servicer, may also terminate the Servicer if losses or delinquencies on the Mortgage Loans exceed certain trigger levels specified in the Servicing Agreement. No termination fee is paid to the terminated Servicer under such special termination events, but the Servicer will be reimbursed for unpaid Advances, servicing advances and Servicing Fees.

Any successor servicer must be qualified to service mortgage loans for Freddie Mac or Fannie Mae and must have a net worth of not less than $25,000,000.

Servicing Accounts and the Collection Account

The Servicer will establish and maintain a segregated Servicing Account in the name of the Indenture Trustee into which the Servicer will deposit payments on account of interest and principal for the related Mortgage Loans, less its Servicing Fee, as described under “Servicing of Loans—Deposits to and Withdrawal from the Collection Account” and “—Servicing Accounts” in the prospectus.  On the Servicer Remittance Date, the Servicer will remit the amounts on deposit in its Servicing Account to the [Master Servicer][Indenture Trustee] for deposit into the [    ] Account, which is maintained by [    ]. The Servicer and [    ] are entitled to reimburse themselves from the related Servicing Account or [    ] Account, as applicable, for any Advances made and expenses incurred, as described below under “—Servicing Compensation and Payment of Expenses” and “—Advances.” The Servicing Accounts and the [    ] Account will consist solely of amounts relating to the Mortgage Loans, and amounts on deposit therein will not be commingled with any other funds not related to the Trust.

Reserve Accounts

Certain of the Mortgage Loans may require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including repairs to the Mortgaged Property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies.  In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit.  These amounts may be held in a custodial account by the applicable Servicer or an agent.  The loan documents will generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

Such amounts may not continue to be escrowed in the future.  In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease.  Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events.  In the event of default by a borrower, amounts in a related reserve account may generally be applied to pay amounts owed on the related Mortgage Loan.

Servicing Compensation and Payment of Expenses

[As compensation for master servicing, the Master Servicer is entitled to the compensation described under “Fees and Expenses of the Trust.”]

The Servicer will be paid the applicable Servicing Fee for each Mortgage Loan serviced by it and any successor to the Servicer will in all cases receive a fee in an amount equal to, but not greater than, the applicable Servicing Fee. As additional servicing compensation, the Servicer is entitled to retain [    ].

The Servicing Fees are subject to reduction as described below under “Prepayment Interest Shortfalls”. See “Servicing of Loans—Servicing Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by [the Master Servicer and] the Servicer. The [Master Servicer and] the Servicer will be entitled to reimbursement for certain expenses prior to payment of any amounts to Noteholders. See “Servicing of Loans—Collection Procedures; Escrow Accounts” and “—Servicing Compensation and Payment of Expenses” in the prospectus.

Waiver or Modification of Mortgage Loan Terms

The Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any term of any Mortgage Loan so long as that waiver, modification or postponement is not materially adverse to the Trust; provided, however, that unless the Servicer has received the prior written consent of the [Master Servicer] [Indenture Trustee], the Servicer may not permit any modification for any Mortgage Loan that would change the Mortgage Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding Scheduled Principal Balance (except for actual payments of principal) or change the final maturity date on that Mortgage Loan.  In the event of any such modification that permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer must make an Advance.

Prepayment Interest Shortfalls

When a borrower prepays a Mortgage Loan in full or in part between Scheduled Payment dates, the borrower pays interest on the amount prepaid only from the last Scheduled Payment date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. Any Prepayment Interest Shortfall is generally required to be paid by the Servicer, but only to the extent that such amount is not offset by Prepayment Interest Excess, if any, and does not exceed the total of the Servicing Fees on the Mortgage Loans serviced by it for the applicable Payment Date. The [Master Servicer] [Indenture Trustee] is not required to fund any Prepayment Interest Shortfall required to be funded but not funded by the Servicer or a successor servicer as discussed herein.

Advances

The Servicer will generally be obligated to make Advances and servicing advances to the extent that such Advances or servicing advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Mortgage Loan. The [Master Servicer] [Indenture Trustee] will be obligated to make any required Advance if the Servicer fails in its obligation to do so, to the extent provided in the Transfer and Servicing Agreement. The [Master Servicer] [Indenture Trustee] and the Servicer, as applicable, will be entitled to recover any Advances or servicing advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient or if such Servicer believes such Advances or servicing advances will not be recoverable, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

The purpose of making these Advances is to maintain a regular cash flow to the Noteholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a Relief Act Reduction. No party which makes an Advance is entitled to interest on those Advances.

[Primary Mortgage Insurance

The [Master Servicer] [Indenture Trustee] and each Servicer will be required to take such action in servicing the Mortgage Loans as is necessary to keep the primary mortgage insurance policies in effect, and the Servicer will be responsible for filing claims under such primary mortgage insurance policies on behalf of the Trust.]

Collection of Taxes, Assessments and Similar Items

The Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

The [Master Servicer] [Indenture Trustee] and the Servicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

The Servicing Agreement will provide that the Servicer will certify to the Depositor, the Indenture Trustee [and the Master Servicer] that all information prepared by it and provided to the [Master Servicer] [Indenture Trustee] relating to the Mortgage Loans serviced by the Servicer is accurate and complete in all material respects as of the last day of the period covered by that report and that generally the Servicer is in compliance with its obligations to report to the Master Servicer and is in compliance with its obligations under the Servicing Agreement. [The Transfer and Servicing Agreement will provide that each year the Master Servicer will certify to the [Trust Administrator][Indenture Trustee] that for the prior calendar year, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under the Transfer and Servicing Agreement in all material respects throughout that year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to the Master Servicer and the nature and status thereof, and the Master Servicer has received from the Servicer an annual certificate of compliance and a copy of that Servicer’s annual audit report, in each case to the extent required under the Servicing Agreement, or, if any such certificate or report has not been received by the Master Servicer, the Master Servicer is using its best reasonable efforts to obtain such certificate or report.]

[The Transfer and Servicing Agreement will also provide that each year during which the Master Servicer directly services any of the Mortgage Loans, as servicer, a firm of independent accountants will furnish a statement to [   ] to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the Mortgage Loans by the Master Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Transfer and Servicing Agreement, except for (1) exceptions as the firm believes to be immaterial and (2) any other exceptions set forth in such statement.]

[Master Servicer Default;] Servicer Default

[If the Master Servicer is in default in its obligations under the Transfer and Servicing Agreement, the Indenture Trustee may, and must if directed to do so by Noteholders having more than 50% of the Voting Rights applicable to each class of Notes affected thereby, terminate the Master Servicer. In such event, the Indenture Trustee, pursuant to the terms of the Transfer and Servicing Agreement, will either assume the duties of Master Servicer or appoint a successor master servicer in accordance with the standards set forth in the Transfer and Servicing Agreement.]

If the Servicer is in default in its obligations under the Servicing Agreement, the [Master Servicer] [Indenture Trustee] may, at its option, terminate the defaulting Servicer and either appoint a successor servicer in accordance with the applicable Servicing Agreement and the Transfer and Servicing Agreement, or succeed to the responsibilities of the terminated Servicer.

Amendment of the Servicing Agreement

The Servicing Agreement may generally be amended, without notice to or consent of the Noteholders, with the written consent of [the Master Servicer,] the Seller, the Servicer and the Indenture Trustee; provided, that the party requesting such amendment must, at its own expense, provide the Indenture Trustee, [the Master Servicer] and the Seller with an opinion of independent counsel that the amendment will not materially adversely affect the interest of the Noteholders. Any amendment pursuant to the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Noteholder if the Indenture Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Notes.

Custody of the Mortgage Files

The Servicer will generally not have responsibility for custody of the Mortgage Loan documents described under “The Sale and Assignment Agreement and the Transfer and Servicing Agreement—Assignment of Mortgage Loans” below. These documents are generally required to be delivered to the applicable Custodian. Each Custodian will hold the related Mortgage Loan documents on behalf of the Indenture Trustee pursuant to a Custodial Agreement between that Custodian and the Indenture Trustee. The Mortgage Loan documents related to a Mortgage Loan will be held together in an individual file separate from other mortgage loan files held by that Custodian. Each Custodian will maintain the Mortgage Loan documents in a fireproof facility intended for the safekeeping of mortgage loan files. The Custodian will be paid the fees as described under “Fees and Expenses of the Trust” herein.

[Optional Purchase of Defaulted Mortgage Loans

Subject to certain limitations set forth in the Servicing Agreement, the [    ] will have the right, but not the obligation, to purchase for its own account any Distressed Mortgage Loan for a purchase price equal to the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon to the date of repurchase, plus any unreimbursed Advances, servicing advances or unpaid Servicing Fees allocable to the Distressed Mortgage Loan. The [    ] is prohibited from using any procedure in selecting Distressed Mortgage Loans to be repurchased which would be materially adverse to Noteholders. Any such repurchase shall be accomplished by remittance to the [Master Servicer] [Indenture Trustee] of the purchase price for the Distressed Mortgage Loan for deposit into the Collection Account.]

[Special Servicer for Distressed Mortgage Loans

The Seller, with the consent of the Master Servicer, has the option under the Servicing Agreement to transfer any Mortgage Loan which becomes a Distressed Mortgage Loan for servicing by a special servicer selected by the Seller. Any special servicing fee paid to a special servicer will not exceed the related Servicing Fee Rate.]

[Pledge of Servicing Rights

The Servicing Agreement permits the Servicer to obtain financing by means of a pledge and assignment of their rights to reimbursement for outstanding Advances and other rights under the Servicing Agreement to one or more lenders. To the extent provided under any such financing arrangement, upon default by the Servicer, the lender may appoint a successor servicer; provided, such successor servicer meets all existing requirements for appointment of a successor servicer under the related Servicing Agreement and the Transfer and Servicing Agreement. See “—General” above.]

The Trust Agreement, Indenture and Administration Agreement

General

The Notes will be issued pursuant to the Indenture. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Indenture and the Notes. Notes in certificated form will be transferable at the Corporate Trust Office of the Indenture Trustee, which will serve as paying agent and note registrar. The Indenture Trustee will provide to a prospective or actual Noteholder, without charge, on written request, an electronic copy (without exhibits) of the Indenture. Requests should be addressed to [     ].

The Issuing Entity

[     ] will be a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement.  The Issuing Entity will not engage in any activity other than acquiring, holding and managing the Mortgage Loans and the other assets of the Trust and proceeds therefrom, issuing the Securities, making payments on the Securities, and related activities.

On the Closing Date, the Issuing Entity will purchase the Mortgage Loans from the Depositor pursuant to the Transfer and Servicing Agreement.  The Issuing Entity will pledge the Mortgage Loans and other Trust assets to the Indenture Trustee as security for the issuance of the Notes, with the class designations specified under “Description of the Notes—General,” pursuant to the Indenture.  The Depositor will sell the Notes to the Underwriter and apply the net proceeds of such sale to the purchase of the Mortgage Loans.

Other than the Mortgage Loans and the other Trust assets pledged as collateral for the Notes, the Issuing Entity will not have any significant assets available for payment of the Notes.

The Issuing Entity’s principal offices are located in [     ], at the address set forth below under “—The Owner Trustee.”

The Owner Trustee

[     ] will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement.  The Owner Trustee is a [     ] and its principal offices are located at [     ].  [The Owner Trustee has acted as trustee for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the Mortgage Assets during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Owner Trustee performed [    ].]  The Owner Trustee will be entitled to receive as compensation for its services [     ], as set forth under “Fees and Expenses of the Trust” and will be entitled to reimbursement for expenses and certain other amounts prior to payment of any amounts to Noteholders.

The Trust Administrator and the Depositor will perform on behalf of the Owner Trustee and the Trust certain administrative functions required under the Indenture and Transfer and Servicing Agreement pursuant to the terms of the Administration Agreement.

The Ownership Certificate

The equity ownership in the Trust will be evidenced by the Ownership Certificate.  The Residual Holder will be entitled to receive on each Payment Date any remaining cash flow from Mortgage Loan collections after all principal and interest due on the Notes and other expenses of the Trust for such Payment Date have been made.

The Indenture Trustee

[     ] will be the Indenture Trustee under the Indenture. Its principal offices are at [    ].  [The Indenture Trustee has acted as trustee for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the Mortgage Loans during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Indenture Trustee performed [    ].]

The Indenture Trustee’s functions, duties and responsibilities are described under “—Certain Matters Under the Agreements” below. The Indenture Trustee will be entitled to receive as compensation for its services [     ], as set forth under “Fees and Expenses of the Trust.”  The Indenture Trustee will also be entitled to customary indemnification for certain costs and expenses prior to payment of any amounts to Noteholders. For a description of the limitations on the Indenture Trustee’s liability and any indemnification provisions that entitle the Indenture Trustee to be indemnified from the cashflow that otherwise would be used to pay the Notes, see “—Certain Matters Under the Agreements— Expenses and Indemnities of the Owner Trustee and Indenture Trustee” below. The Indenture Trustee’s Corporate Trust Office for purposes of presentment and surrender of the Offered Notes for the final payment thereon is located at [     ], or any other address that the Indenture Trustee may designate from time to time by notice to the Noteholders, the Owner Trustee, the Depositor and the Master Servicer.

[If multiple trustees are involved in transaction, state each trustee’s name and form of organization. A description of each trustee’s functions, duties, responsibilities, limitations on liability and indemnification provisions to be provided as applicable.]

The Trust Administrator

The Trust Administrator will be [    ], a [    ].  Its principal offices are at [    ].  [The Trust Administrator has acted as trustee for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the Mortgage Loans during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Trust Administrator performed [    ].]

The Trust Administrator will be responsible under the Administration Agreement for [    ] and [    ]. The Trust Administrator will prepare the payment date statements and [    ]. The Trust Administrator will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information. The Trust Administrator is entitled to the compensation described under “Fees and Expenses of the Trust.”]

Certain Matters under the Agreements

Events of Default Under the Indenture.  An Indenture Default will consist of:

1)

default in the payment of any Current Interest on the most senior class of Notes then outstanding when the same becomes due and payable under the Transfer and Servicing Agreement, and such default continues for a period of five days;

2)

failure to pay the entire principal of any Note (other than the Class [P] Notes) when the same becomes due and payable under the Transfer and Servicing Agreement or on the applicable Final Scheduled Payment Date;

3)

failure to observe or perform any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any certificate delivered pursuant to the Indenture proving to have been incorrect in any material respect as of the time when the same was made, and that default continues or is not cured, for a period of 30 days after notice is given to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the outstanding Note Principal Balance of the Notes specifying that default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder;

4)

the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

5)

the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

If an Indenture Default occurs and is continuing, the Indenture Trustee or Holders of a majority by principal balance of the Priority Class or Classes of Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the Holders of a majority by principal balance of such Priority Class or Classes of Notes.

If the Notes are declared immediately due and payable following an Indenture Default, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on collateral pledged to secure the Notes, exercise remedies as a secured party, sell the assets of the Trust Estate pledged to secure the Notes, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the Indenture Trustee is prohibited from selling the assets of the Trust Estate following an Indenture Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Priority Class or Classes of Notes, unless (i) the holders of all outstanding Notes consent to such sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) the Indenture Trustee determines that the proceeds of the Trust Estate and the other property of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66-2/3% of the aggregate outstanding amount of the Notes.

If the collateral securing the Notes is sold following an Indenture Default, proceeds of such sale will be applied in the order of priority provided in the Indenture.

If an Indenture Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

Except as described above in the case of an Indenture Default, no Noteholder will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Indenture Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority in principal amount of such outstanding Notes.

In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Neither the Indenture Trustee nor the Owner Trustee in their respective individual capacities, nor the Residual Holder, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

[Redemption. The Notes are subject to redemption under the circumstances described under “Description of the Notes—Optional Purchase of the Mortgage Loans.”

The Indenture will be discharged upon the delivery to the Indenture Trustee for cancellation of all Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes. Upon the payment in full of all outstanding Notes and the discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, and the Residual Holder will succeed to all the rights of the Noteholders pursuant to the Transfer and Servicing Agreement.]

Expenses and Indemnities of the Owner Trustee and Indenture Trustee.  The Owner Trustee will be entitled to reimbursement of all reasonable expenses incurred by it in accordance with the Trust Agreement.  Such reimbursement will be paid from amounts allocable to interest and principal on the Mortgage Loans, prior to payment of any amounts to Noteholders.  The Owner Trustee will also be entitled to indemnification from the Trust for any claim, loss, liability or expense incurred by it in connection with the administration of the Trust and the performance of its duties under the Trust Agreement or any other document or agreement to which the Issuer or the Owner Trustee is a party, except to the extent that any such claim, loss, liability or expense arises out of or results from [     ]’s own willful misconduct, fraud or gross negligence or results from any of the other circumstances that are specified in the Trust Agreement.  Any amounts payable in connection with such indemnification will be paid from the Certificate Account prior to payment of any amounts distributable to the Ownership Certificate under the Transfer and Servicing Agreement.

The Indenture Trustee will be entitled to reimbursement of all reasonable expenses incurred by it and any disbursements or advances made by it in accordance with the Indenture or the Transfer and Servicing Agreement, except for expenses incurred or any disbursements and advances made by it in the routine administration of its duties under the Indenture and the Transfer and Servicing Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct.  The Indenture Trustee will also be entitled to indemnification from the Trust for any claim, loss, liability or expense, including reasonable attorneys’ fees, incurred by it in connection with the administration of the Trust and the performance of its duties under the Indenture, the Transfer and Servicing Agreement or any other document or agreement to which the Indenture Trustee is a party.

The Indenture Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from amounts allocable to interest and principal on the Mortgage Loans, prior to payment of any amounts to Noteholders.

Resignation or Removal of Owner Trustee and Indenture Trustee.  The Owner Trustee may, upon 30 days’ advance written notice to the Depositor, the Residual Holder and the Indenture Trustee, resign at any time, in which event the Depositor will appoint a successor Owner Trustee that satisfies the eligibility requirements provided in the Trust Agreement.  The Owner Trustee may also be removed at any time by the Depositor if (a) the Owner Trustee ceases to be eligible to continue to act as Owner Trustee under the Trust Agreement, (b) the Owner Trustee is legally unable to act or is adjudged bankrupt or insolvent or (c) a receiver or other public officer takes charge of the Owner Trustee or its property.  If the Owner Trustee is removed the Depositor will promptly appoint a successor Owner Trustee.  If a successor Owner Trustee does not take office within 30 days after the retiring Owner Trustee resigns or is removed, the retiring Owner Trustee may petition any court of competent jurisdiction for appointment of a successor Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee will not become effective until acceptance of the appointment by the successor Owner Trustee, whereupon the Securities Administrator will provide notice of such resignation and appointment to the Residual Holder, the Indenture Trustee, the Noteholders and the Rating Agencies.

Any fees and expenses owed to the retiring Owner Trustee in connection with such resignation or removal will be paid as described above under “—Expenses and Indemnities of the Owner Trustee and Indenture Trustee.”

 The Indenture Trustee may, upon 90 days’ advance written notice to the Depositor, the Issuer, each Noteholder and each Rating Agency, resign at any time, in which event the Issuer will appoint a successor Indenture Trustee that satisfies the eligibility requirements provided in the Indenture.  The Indenture Trustee may also be removed at any time by the Issuer if (a) the Indenture Trustee ceases to be eligible to continue to act as Indenture Trustee under the Indenture; (b) the Indenture Trustee is adjudged bankrupt or insolvent; (c) a receiver or other public officer takes charge of the Indenture Trustee or its property; or (d) the Indenture Trustee otherwise becomes incapable of acting.  If the Indenture Trustee is removed the Issuer will promptly appoint a successor Indenture Trustee.  If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the holders of more than 50% of the aggregate Class Principal Amount of the outstanding Notes may petition any court of competent jurisdiction for appointment of a successor Indenture Trustee.

Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee, whereupon the successor Indenture Trustee will mail notice of its succession to all Noteholders.  The predecessor Indenture Trustee will be required to transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

Any fees and expenses owed to the retiring Indenture Trustee in connection with such resignation or removal will be paid as described above under “Expenses and Indemnities of the Owner Trustee and Indenture Trustee.”

Administration

The Trust Administrator or the Depositor will agree, to the extent provided in the Administration Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuer under the Transfer and Servicing Agreement, the Indenture and the Trust Agreement.  Neither [     ] nor the Depositor will receive additional compensation for their services under the Administration Agreement.

Amendment

Generally, the Trust Agreement, the Indenture and the Administration Agreement are subject to amendment by the parties thereto under conditions similar to those described under “The Sale and Assignment Agreement and the Transfer and Servicing Agreement—Amendment,” except that in the case of the Trust Agreement references to Notes and Noteholders should be read as referring to Ownership Certificate and the Residual Holder, and in the case of the Indenture such references should be read as referring to Notes and Noteholders. Any amendment of the provisions of the Indenture will take the form of a supplemental indenture.  In addition to the purposes described under “The Sale and Assignment Agreement and the Transfer and Servicing Agreement—Amendment,” the Trust and the Indenture Trustee may enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of correcting or amplifying the description of the Trust Estate subject to the Indenture, evidencing the succession of a successor to the Trust, adding to the covenants of the Trust or surrendering any power conferred upon the Trust under the Indenture, or conveying or pledging any property to the Indenture Trustee.

Servicing

For a summary description of certain provisions of the Transfer and Servicing Agreement and the Servicing Agreements regarding servicing of the Mortgage Loans, see “Servicing of the Mortgage Loans” above.

The Sale and Assignment Agreement and the
Transfer and Servicing Agreement

General

On the Closing Date, pursuant to the Sale and Assignment Agreement, the Seller will sell the Mortgage Loans to the Depositor. Pursuant to the Transfer and Servicing Agreement, the Depositor will, in turn, sell the Mortgage Loans to the Trust.

Assignment of Mortgage Loans

The Mortgage Loans will be assigned by the Depositor to the Trust, together with all principal and interest received with respect to such Mortgage Loans on and after the Cut-off Date (other than Scheduled Payments due on that date). Pursuant to the Indenture, the Trust will pledge all of its interest in such assets and any other property comprising the Trust Estate to the Indenture Trustee as security for the Notes.

Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Transfer and Servicing Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date, the Servicer and custodian of the mortgage file, and the applicable prepayment penalty provisions, if any.

As to each Mortgage Loan, the documents described in the prospectus under “The Agreements—Assignment of Primary Assets” are generally required to be delivered to the applicable Custodian on behalf of the Indenture Trustee in accordance with the Transfer and Servicing Agreement.   [Describe any exceptions.]

Representations and Warranties

The Mortgage Loans were [purchased pursuant to various Sale Agreements by the Seller directly from the Transferor] [are originated by [affiliates of] LBH].

[Pursuant to the terms of the Sale Agreement, the Transferor has made to the Seller, as direct purchaser or assignee, as of the Sale Date certain representations and warranties concerning the Transferred Mortgage Loans that generally include representations and warranties similar to those summarized in the prospectus under the heading “Loan Underwriting Procedures and Standards—Representations and Warranties.” The Seller’s rights under the Sale Agreement will be assigned by the Seller to the Depositor pursuant to the Sale and Assignment Agreement and, in turn, assigned by the Depositor to the Trust pursuant to the Transfer and Servicing Agreement.]

In addition to the representations and warranties summarized in the prospectus under the heading “Loan Underwriting Procedures and Standards—Representations and Warranties,” the Transferor has also made the following representations and warranties:  [List any Mortgage Loan representations and warranties which are material and are not listed in the prospectus.]

Within the period of time specified in the Transfer and Servicing Agreement following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the Mortgage Loan, or receipt of notice of such breach, the applicable Transferor or the Seller will be obligated to cure such breach or repurchase the affected Mortgage Loan from the Trust for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus any costs and damages incurred by the Trust in connection with any violation of any anti-predatory or anti-abusive lending laws (or, in certain circumstances, to substitute another mortgage loan).

In addition, pursuant to the Sale and Assignment Agreement, with respect to any Transferred Mortgage Loans, the Seller will make to the Depositor (and the Depositor will assign to the Trust) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the Mortgage Loans between the applicable Sale Date and the Closing Date. In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by the applicable Transferor as described above, the Seller will be obligated in the same manner as the Transferor to cure such breach or repurchase the affected Mortgage Loan from the Trust, as described above. However, the Seller will have no obligation to cure a breach or repurchase a Transferred Mortgage Loan if the relevant breach constitutes a breach of a representation or warranty made by the related Transferor under the related Sale Agreement and such Transferor fails to fulfill its obligations. Notwithstanding the foregoing, the Seller will represent in the Sale and Assignment Agreement with respect to any Transferred Mortgage Loans in the event of a breach of those representations set forth in clauses (1) through (4) of the immediately preceding paragraph, the Seller will be directly obligated to cure such breach or repurchase or replace the affected Mortgage Loan.

To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased by the applicable Transferor or the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of the Notes, in particular the Subordinate Notes, may incur a loss.

Reports to Securityholders

The [Securities Administrator][Master Servicer] will prepare and, in the manner described under “Additional Information” above, will make available to each Securityholder on each Payment Date, or as soon thereafter as is practicable, a report setting forth the following information (on the basis of Mortgage Loan level information obtained from the Servicer):

•

[the aggregate amount of payments to be made on such Payment Date to the holders of each class of Notes allocable to principal on the Mortgage Loans, including Net Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments;]

•

[the aggregate amount of payments to be made on such Payment Date to the holders of each class of Notes allocable to interest, and the calculation thereof;]

•

[the amount, if any, of any distributions to the Residual Holder;]

•

[the amount of Monthly Advances and Servicing Advances for the related Collection Period, the amount of unrecovered Monthly Advances and Servicing Advances outstanding and the aggregate amount of nonrecoverable Monthly Advances and Servicing Advances;]

•

[the total Scheduled Principal Balance of the Mortgage Loans for such Payment Date;]

•

[the Class Principal Amount of each class of Notes, giving effect to payments on such Payment Date;]

•

[the amount of any Prepayment Premiums paid to the Class P Notes;]

•

[the amount of any Realized Losses incurred or received with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date, and the aggregate Realized Losses during the preceding twelve-month period expressed as a percentage of the total Scheduled Principal Balances of the Mortgage Loans;]

•

[the amount of the Servicing Fees, [Credit Risk Manager’s Fees,] [other fees] and [primary mortgage insurance premiums] paid with respect to such Payment Date;]

•

[the number and total Scheduled Principal Balance of Mortgage Loans (a) remaining outstanding, (b) delinquent 30 to 59 days on a contractual basis, (c) delinquent 60 to 89 days  on a contractual basis, (d) delinquent 90 or more days on a contractual basis, (e) as to which foreclosure proceedings have been commenced as of the close of business on the last business day of the calendar month immediately preceding the month in which such Payment Date occurs, (f) in bankruptcy and (g) as to which the Mortgaged Properties have become REO Properties;]

•

[the total Scheduled Principal Balance of any Mortgage Loans with respect to which the related Mortgaged Property became a REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs;]

•

[with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each deleted Mortgage Loan, and of each substitute Mortgage Loan;]

•

[the level of LIBOR and any other applicable indices applicable to such Payment Date with respect to each class of Notes;]

•

[the Note Interest Rate applicable to such Payment Date with respect to each class of Notes;]

•

[the aggregate outstanding Carryforward Interest, Net Prepayment Interest Shortfalls, Deferred Amounts, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each applicable Class of Notes, after giving effect to the payment made on such Payment Date;]

•

[the Interest Remittance Amount, Principal Remittance Amount, the Principal Distribution Amount and the Aggregate Overcollateralization Release Amount applicable to such Payment Date;]

•

[if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Noteholders would have received if there were sufficient available amounts in the Note Payment Account and the amounts actually paid);]

•

[the aggregate outstanding Prepayment Interest Shortfalls and Basis Risk Shortfalls, if any, for each class of Notes, after giving effect to payments on such Payment Date;]

•

[the Overcollateralization Amount after giving effect to the payments made on such Payment Date;]

•

[the amount of any Overcollateralization Deficiency after giving effect to payments on such Payment Date;]

•

[the amount of any payments made or received pursuant to the Swap Agreement with respect to such Payment Date;]

•

[a statement as to whether any exchanges of Exchangeable Notes have taken place since the preceding Payment Date, and, if applicable, the names, note balances, including notional balances, note interest rates, and any interest and principal paid, including any shortfalls allocated, of any classes of notes that were received by the Noteholder as a result of such exchange; and]

•

any other information required pursuant to the Transfer and Servicing Agreement.

In addition, within 90 days after the end of each calendar year, the Indenture Trustee will prepare and make available to any person who at any time during the calendar year was a Securityholder of record, a report summarizing the items provided to the Securityholders pursuant to items ([    ]) and ([    ]) above on an annual basis as may be required to enable those Securityholders to prepare their federal income tax returns. Such information shall also include the amount of OID accrued on each class of Notes and information regarding the expenses of the Trust furnished by the Master Servicer to the Indenture Trustee. The [Securities Administrator][Master Servicer] will provide the Indenture Trustee with such information as is necessary for the Indenture Trustee to prepare such reports (and the Indenture Trustee may rely solely upon such information).

Amendment

The Transfer and Servicing Agreement may be amended by the Securityholders (1) to cure any ambiguity, (2) to conform the provisions of the Transfer and Servicing Agreement to the information contained herein or to correct or supplement any provision therein, (3) to make any other provision with respect to matters or questions arising under the Transfer and Servicing Agreement or (4) to add, delete or amend any provision in order to comply with any requirements imposed by the Code, ERISA and their related regulations; provided, however, that no such amendment, as evidenced by an Opinion of Counsel, will adversely affect the status of the Notes as debt for federal income tax purposes, and provided further, that no such amendment effected pursuant to clause (3) above will adversely affect in any material respect the interests of any Securityholder. Any such amendment will be deemed not to adversely affect in any material respect the interests of any Noteholder if the Rating Agency confirms that such action would not adversely affect the then-current ratings on the Offered Notes. The Transfer and Servicing Agreement may also be amended by the Depositor, the Issuer, the Master Servicer, and the Indenture Trustee with the consent of the holders of each Class of Notes affected thereby evidencing Voting Rights aggregating not less than 66-2/3% of each such Class and the Residual Holder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreement or modifying in any manner the rights of Securityholders; provided, however, that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any Notes or the Ownership Certificate without the consent of the holder of each such Security affected thereby or (2) reduce the percentage of Securities the holders of which are required to consent to any such amendment without the consent of the holders of all Securities affected thereby.

Voting Rights

At all times 98% of all voting rights will be allocated among the holders of the Offered Notes. The portion of such voting rights allocated to the Offered Notes will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate principal balance of the Mortgage Loans. The holders of the Class P Notes and the Ownership Certificate will each be allocated 1% of the voting rights. The voting rights allocation to any class of Notes will be allocated among all holders of each such class in proportion to the outstanding Note Principal Amount or percentage interest of such Notes.

Yield, Prepayment and Weighted Average Life

General

The yields to maturity on the Offered Notes will be affected by the rate of principal payments on the Mortgage Loans (including prepayments, which may include amounts received by virtue of repurchase, condemnation, insurance or foreclosure), the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower rates, the amount and timing of mortgagor delinquencies and defaults resulting in Realized Losses, the purchase price for the Notes and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to a higher rate of prepayment than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include changes in borrowers’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans may generally be prepaid at any time without penalty and generally have due-on-sale clauses.

The rate of principal payments on the Mortgage Loans will be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the mortgagors, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The weighted average remaining term to maturity of the Mortgage Loans is approximately [     ] months; seasoning may influence the performance of the Mortgage Loans. The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Since the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under “Yield, Prepayment and Maturity Considerations”), no assurance can be given as to the actual rate or the timing of principal payments on the Offered Notes. In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor’s yield to maturity. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

[Approximately [   ]% of the Mortgage Loans are subject to Prepayment Premiums or Lockout Fees.  These Prepayment Premiums or Lockout Fees, as applicable, to the extent they are not waived by the applicable Servicer, may have the effect of reducing the amount of the likelihood of prepayment of the Mortgage Loans during these intervals.  Subject to any this Prepayment Premium or Lockout Fee, the Mortgage Loans generally may be prepaid in full or in part at any time.]

[The yields to investors on the [Class [    ]] Notes may be adversely affected by the Trust’s acquisition of Additional Mortgage Loans, which will reduce the amount and timing of [principal][interest][excess interest] distributions on these Notes.]

Prepayments, liquidations and repurchases of the Mortgage Loans will result in payments to holders of the Offered Notes of principal amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

[As described herein, approximately [     ]% of the Mortgage Loans do not provide for monthly payments of principal for the first [    ] years following origination. Instead, only monthly payments of interest are due during that period. Other considerations aside, because of these characteristics, borrowers may be disinclined to prepay the loans during the [    ] year period. In addition, because no principal is due on the loans for their initial [    ] year period, the Notes will amortize at a slower rate during that period than would otherwise be the case. Thereafter, when the monthly payments on the loans are recalculated on the basis of a twenty year, level payment amortization schedule as described herein, principal payments on the Notes are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the underlying loans were calculated on the basis of a [    ] year amortization schedule. The Mortgage Loans were generally originated (or modified) with Mortgage Rates for their first [    ] years below the rate that would have resulted if based on the Index and related Gross Margin. The Mortgage Loans may experience lower rates of prepayment during the period that the loans bear interest at the lower Mortgage Rates. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Mortgage Loans.]

The Note Interest Rate for the [    ] Notes at any time will be capped at a rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans. To the extent that Mortgage Loans bearing relatively high Mortgage Rates experience a more rapid rate of prepayment than Mortgage Loans with relatively low rates, the Note Interest Rate for the [    ] Notes will be reduced, and this reduction could be substantial.

If the purchaser of a Note offered at a discount from its initial principal amount calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield to maturity may be lower than that so calculated. Conversely, if the purchaser of a Note offered at a premium calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield to maturity may be lower than that so calculated.

The yields on the Offered Notes may be adversely affected by Net Prepayment Interest Shortfalls on the Mortgage Loans. The yields on the Offered Notes may also be adversely affected by reductions in the Mortgage Rates under the Relief Act or similar state or local laws.

[The payment of balloon payments may result in lower yields on Class [   ] Notes than would be the case if all the Mortgage Loans were fully amortizing.  Balloon mortgage loans also pose a greater risk of default than fully amortizing Mortgage Loans because borrowers are required to pay substantial principal payments upon maturity.  A borrower’s ability to pay a Balloon Payment may depend on its ability to refinance the Mortgage Loan or sell the related Mortgaged Property.

The effective yields to holders of the [    ] Notes will be lower than the yields otherwise produced by the Note Interest Rate and the related purchase price because monthly payments will not be made to the holders until the [    ] day (or the immediately following Business Day if the [    ] day is not a Business Day) of the month following the month in which interest accrues on the Note (without any additional payment of interest or earnings thereon in respect of any delay.

[Subordination of the Class [      ] Notes

On each Payment Date, the holders of any higher ranking Class of Notes will have a preferential right to receive amounts of interest and principal due to them on that Payment Date before any payments are made on any Class of Notes subordinate to that Class. As a result, the yields to maturity and the aggregate amount of payments on the Class [     ] Notes will be more sensitive than the yields of higher ranking Notes to the rate of delinquencies and defaults on the Mortgage Loans.

As more fully described herein, the principal portion of Realized Losses (other than Excess Losses) on the Mortgage Loans will be allocated first to the lower ranking Classes of Subordinate Notes, then to the Class [    ] Notes, then to the Class [    ] Notes, and then to the Class [    ] Notes, in that order, until the Class Note Principal Amount of each Class has been reduced to zero, before any Realized Losses will be allocated to the Senior Notes. The interest portion of Realized Losses (other than Excess Losses) will reduce the amount available for payment on the related Payment Date to the lowest ranking Class or Classes of Notes outstanding on that date.]

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Notes will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest applied in reduction of the Note Principal Amounts of the Offered Notes.

Prepayments on mortgage loans are commonly measured relative to a [       ] prepayment standard or model. The model used in this prospectus supplement for the Mortgage Loans is [       ], which represents [       ].

[       ] does not purport to be either a historical description of the prepayment experience of the  mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust.

The tables set forth on Annex B-2 to this prospectus supplement were prepared based on the following modeling assumptions:

[Detailed list of all modeling assumptions to be provided.]

The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth on Annex B-2 hereto, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity and Mortgage Rates of the Mortgage Loans could produce slower or faster principal payments than indicated in the tables at the various percentages of [       ] specified, even if the weighted average remaining terms to maturity and the weighted average Mortgage Rates of the Mortgage Loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the [    ] Notes to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of [       ].

Subject to the foregoing discussion and assumptions, the tables set forth on Annex B-2 hereto indicate the weighted average lives of the [    ] Notes and set forth the percentages of the initial Class Principal Amounts of the [    ] Notes that would be outstanding after each of the Payment Dates shown at various percentages of [       ].

The weighted average life of a [    ] Note is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the [    ] Note to the related Payment Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

Material Federal Income Tax Considerations

Tax Classification of the Trust and of the Notes

In the opinion of [McKee Nelson LLP] [Dechert LLP] [Heller Ehrman LLP], assuming compliance with the Agreements, for U.S. federal income tax purposes, the Notes will be classified as debt instruments. In addition, the Owner Trustee, on behalf of the Trust, will agree, and beneficial owners of the Notes will agree by their purchase of Notes, to treat the Notes as debt instruments for U.S. federal income tax purposes.

In the opinion of [McKee Nelson LLP] [Dechert LLP] [Heller Ehrman LLP], assuming compliance with the Agreements, for U.S. federal income tax purposes, the Trust will not be classified as an association taxable as a corporation, a publicly traded partnership or a taxable mortgage pool.

Tax Consequences to Holders of the Notes

Interest Income on the Notes.  The Notes may be treated as having been issued with OID. The beneficial owner of a note must include any OID with respect to such note in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives any cash currently attributable to such OID. See “Material Federal Tax Considerations—Taxation of Securities Treated as Debt Instruments—Election to Treat All Interest as OID” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount or bond premium, if any, will be a rate equal to [     ]% of CPR with respect to the Mortgage Loans. See “Yield, Prepayment and Weighted Average Life” above. No representation, however, is made as to the rate at which principal payments or recoveries on the mortgage loans actually will occur.

Possible Alternative Treatments of the Notes.  If, contrary to the opinion of [     ], the IRS successfully asserted that a class of notes did not represent debt instruments for U.S. federal income tax purposes, those notes might be treated as equity interests in the trust. If a class of notes represented equity in the trust, payments of interest on that class of notes to a foreign person generally would be subject to U.S. tax and withholding requirements.

State and Local Income Tax Considerations

In addition to the federal income tax consequences described under “Material Federal Income Tax Considerations” above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the offered securities. State and local  income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

Legal Investment Considerations

[The Offered Notes will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Offered Notes.]

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors are encouraged to consult their own legal advisors to determine whether and to what extent the Offered Notes may be purchased by them.  See “Legal Investment Considerations” in the Prospectus.

Use of Proceeds

The net proceeds from the sale of the Offered Notes will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Mortgage Loans [and the repayment of any financing] [and the funding of the Pre-Funding Amount]. The Mortgage Loans will be acquired by the Depositor from the Seller in a privately negotiated transaction.

ERISA Considerations

A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code should carefully review with its legal advisors whether the purchase or holding of Notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See “ERISA Considerations” in the accompanying Prospectus.

Underwriting

Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter(s), the Depositor has agreed to sell to the Underwriter(s), and the Underwriter(s) [has/have] agreed to purchase from the Depositor, all of the Offered Notes [as expressed as a portion of Class Principal Amount or Class Notional Amount, as applicable, as set forth below].

[The allocation among the Underwriter(s) to be provided.]

The distribution of the Offered Notes by the Underwriter(s) will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter(s) may effect the transactions by selling the Notes to or through dealers, and the dealers may receive from the Underwriter(s), for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter(s) and any dealers that participate with the Underwriter(s) in the distribution of the Notes may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Act. The Underwriting Agreement provides that the Depositor will indemnify the Underwriter(s) against certain civil liabilities, including liabilities under the Act.

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[    ].

[         ] has entered into an agreement with the Depositor to purchase the Class [     ] Notes simultaneously with the purchase of the Offered Notes, subject to certain conditions.

Lehman Brothers Inc. is an affiliate of the Depositor, [the Seller,] [one of the Servicers] [and the Master Servicer].

Legal Matters

Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriter by [McKee Nelson LLP, Washington, D.C.] [Dechert LLP, New York, New York] [Heller Ehrman LLP, Seattle, Washington].

Ratings

It is a condition to the issuance of the Offered Notes that they have the applicable rating or ratings by [    ], [    ] and [    ] indicated under “Initial Note Ratings” in the table on page S-1.

The ratings of “AAA” and “Aaa” are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Offered Notes of payments in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Offered Notes. The ratings do not take into consideration any of the tax aspects associated with the Offered Notes. The ratings on the Offered Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Notes might suffer a lower than anticipated yield due to prepayments.

[The ratings do not address the likelihood that any Basis Risk Shortfall or Unpaid Basis Risk Shortfall will be paid to Noteholders.]

There will be no arrangements to have the ratings monitored while the Notes are outstanding.

The security ratings assigned to the Offered Notes should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Offered Notes by any rating agency other than those described above; there can be no assurance, however, as to whether any other rating agency will rate the Offered Notes or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Notes could be lower than the respective ratings assigned by the Rating Agencies described above.

Glossary of Defined Terms

80+ LTV Loans	First Lien Mortgage Loans having original Loan-to-Value Ratios in excess of 80%.
Accrual Period	For each class of [ ] and each Payment Date, the period beginning on [ ] and ending on [ ].
[Additional Mortgage Loans	Any additional Mortgage Loans to be added to the Trust during the Revolving Period, as described under “Acquisition by the Trust of Additional Mortgage Loans.”]
Adjustable Rate Mortgage Loans

Mortgage Loans for which the related mortgage note provides for adjustment of the applicable Mortgage Rate, as described under [“Description of the Mortgage Pool—Adjustable Rate Mortgage Loans” and “—The Indices.”]

Adjustment Date	With regard to the Adjustable Rate Mortgage Loans, each date on which the related Mortgage Rate is adjusted in accordance with the terms of the related mortgage note.
Administration Agreement	The administration agreement dated as of [ ], among [ ].
Advance

An advance of funds which [     ] is generally obligated to make with respect to delinquent payments of principal and interest on the Mortgage Loans (other than Balloon Payments), based on an interest rate adjusted to the related Mortgage Rate less the related Servicing Fee Rate.

Aggregate Overcollateralization Release Amount	[ ]
Applied Loss Amount

For any Payment Date, after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Collection Period and payments of principal on such Payment Date, the amount by which the [    ] exceeds [     ].

Balloon Loans

Any Mortgage Loan that provides for (1) equal monthly Scheduled Payments that will not reduce the Scheduled Principal Balance of the Mortgage Loan to zero at its maturity date and (2) a larger monthly payment due at its maturity date equal to the unpaid Scheduled Principal Balance of that Mortgage Loan, with interest thereon.

Balloon Payments	Final payments on Balloon Loans due on their maturity dates that are significantly larger than other monthly payments.
Basis Risk Payment

For any Payment Date, the sum of (1) any Basis Risk Shortfall for such Payment Date, (2) any Unpaid Basis Risk Shortfall for such Payment Date and (3) any Required Reserve Fund Amount (as specified in the Transfer and Servicing Agreement) for such Payment Date.

Basis Risk Reserve Fund	A reserve fund into which any amount of [ ] is deposited in order to pay Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls.
Basis Risk Shortfall

For each Payment Date and any class of [     ], the amount, if any, by which the amount calculated under the applicable Interest Rate formula exceeds the amount calculated under the applicable Net Funds Cap for such class.

BBA	The British Bankers’ Association.
Beneficial Owner	Any person acquiring an interest in a Book-Entry Note.
Book-Entry Notes	The Notes, other than any Definitive Note.
Business Day	Generally any day other than a Saturday or Sunday or a day on which banks in [ ] are closed.
Cap Contract	A limited recourse notional principal contract.
Carryforward Interest	For any class of [ ] and any Payment Date, the sum of [ ].
Certificate Account	The certificate account maintained by or on behalf of the Trust Administrator for the benefit of the Trust and the Residual Holder.
Class Principal Amount	For any class of [ ], the aggregate of the Note Principal Amounts of all notes of that class.
Clearstream Luxembourg	Clearstream Banking Luxembourg.
Clearstream Luxembourg Participants	Participating organizations that utilize the services of Clearstream Luxembourg.
Closing Date	[ ]
Code	The Internal Revenue Code of 1986, as amended.
Collection Account	The collection account maintained by the Master Servicer established in the name of the Indenture Trustee and for the benefit of the Noteholders.
Collection Period

For any Payment Date, the [      ] period beginning on the [      ] day of the [      ] month immediately preceding the month in which such Payment Date occurs and ending on the [      ] day of the month in which such Payment Date occurs.

Combined Loan-to-Value Ratio

For any Mortgage Loan at any date of determination, the ratio of the principal balance of such Mortgage Loan at the date of determination, plus the principal balance of each mortgage loan senior thereto based upon the most recent information available to the Seller, to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale, or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of such refinancing or modification.

Compensating Interest

For any applicable Payment Date and prepayments in full or in part, the amount required to be paid by [     ] in respect of any resulting Prepayment Interest Shortfalls up to an amount equal to the aggregate of the Servicing Fees received on the Mortgage Loans serviced by it.

Credit Scores

Statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower’s credit worthiness. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with origination of mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The Credit Scores set forth in the tables in Annex A were obtained at either the time of origination of the related Mortgage Loan or more recently. Neither the Depositor nor [any of] the Originator[s] makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

Current Interest	For any class of [ ] and any Payment Date, the aggregate amount of interest accrued at the applicable Interest Rate during the [ ].
Custodial Agreements	The custodial agreements, each between [ ] and [ ].
Custodians	On the Closing Date [ ], each in [its] capacity as a custodian, or any successor thereto.
Cut-off Date	[ ]
Cut-off Date Balance	The Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date.
Deferred Amount	For each Payment Date and for each class [ ], the amount by which [ ].
Definitive Note	A physical note representing any Note.
Deposit Date	The Business Day immediately preceding each Payment Date.
Designated Telerate Page

The Moneyline Telerate Service page 3750, or such other page as may replace page 3750, or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars.

Distressed Mortgage Loan	Any Mortgage Loan which becomes more than [90] days delinquent or for which [ ] has accepted a deed in lieu of foreclosure.
DTC	The Depository Trust Company.
ERISA	The Employee Retirement Income Security Act of 1974, as amended.
ERISA Restricted Offered Note	An Offered Note which does not have a rating of BBB- or above or Baa3 or above at the time of its acquisition by a Plan.
Euroclear	The Euroclear System.
Euroclear Participants	Participating organizations that utilize the services of Euroclear.
First Lien Mortgage Loans	Mortgage Loans secured by mortgages or deeds of trust or similar security instruments creating a first lien on the related Mortgaged Property.
Fixed Rate Mortgage Loans	Mortgage Loans for which the related mortgage note provides for a fixed Mortgage Rate for the entire amortization term of those Mortgage Loans.
Global Securities	The globally offered Notes.
Gross Margin	For Adjustable Rate Mortgage Loans, the interest rate margin specified in the related mortgage note.
Holder	The holder of any Note or Ownership Certificate.
Indenture	The indenture dated as of [ ], among [ ].
Indenture Default	The events of default under the Indenture as described under “The Trust Agreement, Indenture and Administration Agreement—Certain Matters under the Agreements” in this prospectus supplement.
Indenture Trustee	[ ], or any successor thereto.
Index	The index applicable to any Adjustable Rate Mortgage Loan, based on [Six-Month LIBOR] or [One-Year CMT].
Initial Cap

For any Adjustable Rate Mortgage Loan, a fixed percentage specified in the related mortgage note beyond which the related Mortgage Rate generally will not increase or decrease on the first Adjustment Date.

Insurance Proceeds

Any amounts paid by an insurer under a primary mortgage insurance policy, any standard hazard insurance policy, flood insurance policy or any other insurance policy relating to the Mortgage Loans or related Mortgaged Properties.

Interest Rate	[ ]
Interest Remittance Amount	For any Payment Date and any Mortgage Pool, an amount equal to [ ].
Interest-Only Mortgage Loans

Mortgage Loans that provide for payment of interest at the related Mortgage Rate, but no payment of principal, for the period specified in the related mortgage note following the origination of the related Mortgage Loan.

IRS	The Internal Revenue Service.
Issuing Entity	[ ]
LIBOR	The London Interbank Offered Rate.
LIBOR Business Day	Any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.
LIBOR Determination Date	The [ ] LIBOR Business Day preceding the commencement of each Accrual Period.
Liquidated Mortgage Loan

In general, a defaulted Mortgage Loan as to which [     ] has determined that all amounts that it expects to recover in respect of such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

Loan-to-Value Ratio

For any Mortgage Loan at any date of determination, the ratio of the principal balance of such Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.

Lockout Fee	A fee payable by the borrower in connection with any full or partial payment of principal prior to the date permitted for such prepayment as specified in the related mortgage note.
Lockout Fee Period

The period of time specified in the related mortgage note during which the related Mortgage Loan provides for payment of a Lockout Fee in connection with certain voluntary, full or partial prepayments of that Mortgage Loan.

Maturity Date	The Payment Date in [ ].
Maximum Interest Rate	[ ]
Maximum Rate	For any Mortgage Loan, the rate specified in the related mortgage note which the related Mortgage Rate will never exceed.
Minimum Rate	For any Mortgage Loan, the rate specified in the related mortgage note which the related Mortgage Rate will never be less than.
Monthly Excess Cashflow	For any Payment Date, [ ].
Monthly Excess Interest	Any remaining Interest Remittance Amounts from [ ].
Mortgage Loans	The [conventional, adjustable and fixed rate, fully amortizing and balloon, first and second lien residential mortgage loans] included in the Trust as of the Closing Date.
Mortgage Pool	[ ]
Mortgage Rate	For any Mortgage Loan, its applicable interest rate as determined in the related mortgage note as reduced by any application of the Relief Act.
Mortgaged Property	The real property securing a Mortgage Loan.
Net Funds Cap	For each Payment Date , an annual rate equal to [ ].
Net Liquidation Proceeds

All amounts, net of (1) unreimbursed expenses and (2) unreimbursed Advances and servicing advances, received and retained in connection with the liquidation of defaulted Mortgage Loans, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Noteholders by foreclosure or deed in lieu of foreclosure.

Net Prepayment Interest Shortfall	Any Prepayment Interest Shortfalls not funded by the Servicer.
Note Payment Account	A note payment account maintained by [ ] on behalf of the Noteholders.
Note Principal Amount

For any [     ] as of any Payment Date, its initial Note Principal Amount as of the Closing Date, as reduced by all amounts previously distributed on that Note in respect of principal prior to such Payment Date.

Noteholder	Any person acquiring a beneficial ownership interest in any Note.
Notes	The [ ].
Offered Notes	The [ ].
OID	Original issue discount.
One-Month LIBOR	The average of the interbank offered rates for one-month U.S. dollar deposits in the London market.
One-Year CMT

The weekly average yield on United States treasury security adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15(519) and most recently available as of the date 45 days before the related Adjustment Date.

Originators	The originators of the Mortgage Loans.
Optimal Interest Remittance Amount	For each Payment Date, the product of [ ].
Overcollateralization Amount	[ ]
Overcollateralization Deficiency	[ ]
Ownership Certificate	The single ownership certificate that evidences the equity ownership in the Trust.
Owner Trustee	[ ], or any successor thereto.
Participant	Participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.
Participation Interests

A participation interest in certain Mortgage Loans, established under a participation agreement.  Each participation interest will represent an entitlement to interest and principal payments on a single Mortgage Loan.

Payment Date	[ ]
Periodic Cap

For any Adjustable Rate Mortgage Loan, the fixed percentage specified in the related mortgage note above and below which the related Mortgage Rate will not be adjusted on any Adjustment Date, except for the first Adjustment Date.

Plan	Any employee benefit plan or other retirement arrangement that is subject to ERISA or to Section 4975 of the Code.
Pool Balance	For any Mortgage Pool as of any date of determination, the aggregate of the Scheduled Principal Balances of the Mortgage Loans in such Mortgage Pool as of such date.
Prepayment Interest Excess	For any Mortgage Loan, any excess of any interest received on that Mortgage Loan over one month’s interest at the Net Mortgage Rate.
Prepayment Interest Shortfall

The amount by which one month’s interest at the Mortgage Rate (as reduced by the related Servicing Fee Rate) on a Mortgage Loan as to which a voluntary prepayment has been made in the month preceding the month in which such prepayment is paid to Noteholders exceeds the amount of interest actually received in connection with such prepayment.

Prepayment Period	For each Payment Date for a prepayment [in part or in full], the [calendar month] immediately preceding the month in which such Payment Date occurs.
Prepayment Premium	A prepayment premium payable by the borrower in connection with certain full or partial prepayments of principal on a Mortgage Loan.
Prepayment Premium Period

The period of time specified in the related mortgage note during which the related Mortgage Loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments of that Mortgage Loan.

[Principal Payment Amount	For any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the amount, if any, by which [ ].]
[Principal Payment Amount	For each Mortgage Pool for any Payment Date, an amount equal to [ ].]
Principal Remittance Amount	For each Mortgage Pool and for any Payment Date, an amount equal to [ ].
Priority Class or Classes	The Class or Classes of Notes at any time outstanding that has the highest priority of payment of interest.
PTCE 95-60	Prohibited Transaction Class Exemption 95-60.
PTE	A Prohibited Transaction Exemption granted by the U.S. Department of Labor.
Purchase Price	An amount equal to the sum of [ ].
Rating Agencies	Each of [ ].
Realized Loss	The excess of the outstanding principal balance of a Liquidated Mortgage Loan over the related Net Liquidation Proceeds, to the extent allocable to principal.
Relevant Depositary	[ ] as depositary for Clearstream Luxembourg, and [ ] as depositary for Euroclear, individually.
Relief Act	The Servicemembers Civil Relief Act and similar state or local laws.
Relief Act Reduction	Any reduction of the applicable Mortgage Rate by application of the Relief Act.
Residual Holder	The holder of the Ownership Certificate.
[Revolving Account	An account maintained by [ ] on behalf of the Trust for the purposes of acquiring Additional Mortgage Loans.]
[Revolving Period	The period from and including the Payment Date in [ ] and ending on the Payment Date in [ ].]
Sale Agreements	The transfer agreements pursuant to which [ ] purchased a Mortgage Loan directly from the Transferors.
Sale and Assignment Agreement	The mortgage loan sale and assignment agreement dated as of [ ], between the Seller and the Depositor.
Sale Date	The date on which a Mortgage Loan was purchased by the [ ] pursuant to the related Sale Agreement.
Scheduled Payment	The monthly scheduled payment of interest and principal specified in the related mortgage note for the Mortgage Loan.
Scheduled Principal Balance

For any Mortgage Loan as of any date of determination, an amount generally equal to its outstanding principal balance as of the Cut-off Date after giving effect to Scheduled Payments due on or before such date, whether or not received, as reduced by (1) the principal portion of all Scheduled Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period immediately preceding such date of determination. The Scheduled Principal Balance of a Liquidated Mortgage Loan will be equal to zero.

Second Lien Mortgage Loans	Mortgage Loans secured by mortgages or deeds of trust or similar security instruments creating a junior lien on the related Mortgaged Property.
Securities	Collectively, the Notes and the Ownership Certificate.
Securities Act	The Securities Act of 1933, as amended.
Securityholder	A holder of a Security.
Seller	[ ]
Servicer Remittance Date	The [ ] day of each month.
Servicer	On the Closing Date, [ ] and any other Servicer servicing the Mortgage Loans.
Servicing Account	A custodial account maintained by each Servicer established in the name of Indenture Trustee.
Servicing Agreement	The servicing agreement, between the Seller and the Servicer.
Servicing Fee

For each Mortgage Loan, a monthly fee paid to each Servicer out of interest collections received from the related Mortgage Loan calculated at the Servicing Fee Rate on the outstanding principal balance of each Mortgage Loan.

Servicing Fee Rate	[ ]
Six-Month LIBOR	The average of the interbank offered rates for six-month U.S. dollar deposits in the London market, calculated as provided in the related mortgage note.
Six-Month LIBOR Mortgage Loans	Adjustable Rate Mortgage Loans providing for semi-annual adjustment of the related Mortgage Rate based on Six-Month LIBOR.
SMMEA	The Secondary Mortgage Market Enhancement Act of 1984, as amended.
Stepdown Date	The earlier of (x) [ ] or (y) [ ].
Subsequent Recovery	Any amount recovered with respect to a Liquidated Mortgage Loan for which a Realized Loss has been incurred after liquidation and disposition of such Mortgage Loan.
Substitution Amount

Generally equal to the amount, if any, by which the Scheduled Principal Balance of a Mortgage Loan required to be removed from a Mortgage Pool due to a breach of a representation or warranty or defective documentation exceeds the principal balance of the related substitute Mortgage Loan, plus unpaid interest accrued thereon, any unpaid Advances or servicing advances, unpaid Servicing Fees (and related interest) and the costs and damages incurred by the Trust in respect of such removed Mortgage Loan as a result of violations of any applicable federal, state or local predatory or abusive lending law with respect to such Mortgage Loan.

Target Amount	For any Payment Date, an amount equal to [ ].
Tax Counsel	[ ]
Transfer and Servicing Agreement	The transfer and servicing agreement dated as of [ ], among [ ].
Transferors	The various entities from which the [ ] purchased Mortgage Loans pursuant to the Sale Agreements.
Transferred Mortgage Loans	The Mortgage Loans purchased by [ ] from various Transferors under the Sale Agreements.
Trust	The trust created pursuant to the Trust Agreement.
Trust Accounts	The Note Payment Account, the Servicing Accounts, the Basis Risk Reserve Fund, the Collection Account, [the Trust Administration Account] and [ ].
[Trust Administration Account ]	[The trust adminstration account maintained by the Trust Administrator for the benefit of the Noteholders.]
Trust Agreement	The trust agreement dated as of [ ], among [ ].
Trust Estate	The Mortgage Loans and the other assets of the Trust and proceeds therefrom.
Underwriter	[ ]
Underwriting Agreement	Collectively, the underwriting agreement and the terms agreement between the Depositor and the Underwriter.
Underwriting Guidelines	The underwriting guidelines established by the Originator, in accordance with which the Mortgage Loans have been originated or acquired by the Originator.
Unpaid Basis Risk Shortfall

For any class of [     ] on any Payment Date, the aggregate of all Basis Risk Shortfalls for such class remaining unpaid from all previous Payment Dates, together with interest thereon at the applicable Interest Rate, computed without regard to the applicable Net Funds Cap, but limited to a rate no greater than the applicable Maximum Interest Rate.

[The following Annexes are incorporated by reference
into this prospectus supplement.]

 Annex A:
Certain Characteristics of the Mortgage Loans

The following tables set forth certain information as of the Cut-off Date, for the Mortgage Loans, in each case having the stated characteristics shown in the tables in each range. As used in these tables, the “non-zero weighted average” of any characteristic of the Mortgage Loans will not include in such weighted average those Mortgage Loans which do not have that characteristic (or for which that characteristic cannot be determined). (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

Property Types

Property Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Cut-Off Date Scheduled Principal Balances

Range of Scheduled Principal Balances ($)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The average Scheduled Principal Balance is approximately $[           ].

Mortgage Rates

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The weighted average Mortgage Rate is approximately [    ]%.

Type of Mortgage Rates

Type of Mortgage Rates	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%
Fixed
Adjustable (Six Month LIBOR)
Adjustable (One Year CMT)

Total			$100.00%

The weighted average Mortgage Rate is approximately [    ]%.

Original Terms to Maturity

Range of Maturities (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$

Total			$100.00%

The weighted average original term to maturity is approximately [     ] months.

Remaining Terms to Maturity

Range of Maturities (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The weighted average remaining term to maturity is approximately [   ] months.

Loan Purposes

Loan Purposes	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Original Loan-to-Value Ratios

Range of Original Loan-to- Value Ratios* (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The weighted average original Loan-to-Value Ratio is approximately [     ]%.

Geographic Distribution

State	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Loan Documentation

Loan Documentation	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Occupancy Status

Occupancy Status	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Prepayment Premium Period or Lockout Fee Period (Years)

Prepayment Penalty Period or Lockout Fee Period (Years)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

 Annex B-1:
Assumed Mortgage Loan Characteristics

 Annex B-2:
Principal Amount Decrement Tables

Percentage of Initial Class Note Principal Amount of the Offered Notes
Outstanding at the Following Percentages of [   ]

	Class [ ] Notes
Payment Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%

Weighted Average Life in Years

__________

* Indicates a value between 0.0% and 0.5%.

 Annex [C]:
Available Combinations for Exchange

Original Notes				Exchangeable Notes
Mortgage Pool	Original Class	Original Balance(1)	CUSIP Number	Exchange Class	Maximum Original Class Principal Balance	Interest Type	Principal Type(2)	Summary Interest Rate Formula	CUSIP Number	Final Payment Date
Combination 1
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Combination 2
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

$[                ]

(Approximate)

Structured Asset Securities Corporation [     ]

Mortgage Backed Notes

Structured Asset Securities Corporation

[Depositor]

[                               ]

[Sponsor and Seller]

[                               ]

[Servicer/Master Servicer]

_______________

PROSPECTUS SUPPLEMENT

[                ]

_______________

[Underwriters]

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, [                      ], 20[   ]

PROSPECTUS SUPPLEMENT

(To Prospectus dated [               ])

$[              ] (Approximate)

SASCO HELOC TRUST [     ]

Home Equity Loan Backed Notes

[ ]	[ ]
Sponsor and Seller	Issuing Entity

[ ]	Structured Asset Securities Corporation
[Servicer/Master Servicer]	Depositor

______________________________

Consider carefully the risk factors beginning on page S-[   ] of this prospectus supplement and on page [   ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary beginning on page S-[   ] in this prospectus supplement and the index of principal terms on page [   ] in the prospectus.

The notes will represent obligations of the issuing entity only and will not represent obligations of the sponsor, the depositor or any of their affiliates or any other party.

This prospectus supplement may be used to offer and sell the notes offered hereby only if accompanied by the prospectus.

The issuing entity will issue notes including the following classes offered hereby:

0

●   [      ] classes of senior notes

1

●   [      ] classes of subordinate notes

The classes of notes offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, in the table under “The Offered Notes” on page S-[   ] of this prospectus supplement.  This prospectus supplement and the accompanying prospectus relate only to the offering of the notes listed in the table on page S-[   ] and not to the other classes of notes that will be issued by the issuing entity as described in this prospectus supplement.

Payments on the offered notes will be payable [       ], as described in this prospectus supplement.  The first expected payment date will be [        ].  Credit enhancement for the offered notes includes [describe any credit enhancement].  [Amounts payable under [describe any derivative agreements] provided by [    ] will be applied to [describe purpose of derivative agreement(s)].] [The Class [   ] Notes will be exchangeable for certain other classes of notes, as described in this prospectus supplement.] [The notes are subject to a mandatory auction call on [    ] as described under “Description of the Notes—Mandatory Auction Call of the Notes.”]

[Describe assets of the issuing entity.][After the closing date of this transaction, but before [     ], the issuing entity may acquire additional mortgage assets for inclusion in the mortgage pool as described at “Description of the Mortgage Pool—Conveyance of Subsequent Mortgage Assets” in this prospectus supplement.]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

[Describe underwriting arrangements.]

On or about [         ], delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of [    ].

[Underwriters]

The date of this prospectus supplement is [             ]

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

The information presented in this prospectus supplement is intended to enhance the general terms of the accompanying prospectus.  You should rely on the information in this prospectus supplement for the specific terms of the notes and the offering.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with any other information.

We are not offering the notes in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

_____________________

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

_____________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

Page


The Offered Notes

S-1

Summary of Terms

S-7

Risk Factors

S-18

Cash Flow Limited in Early Years of HELOCs

S-18

Glossary

S-32

Description of the Notes

S-32

General

S-32

Book-Entry Registration

S-33

[Exchangeable Notes

S-34

Payments of Interest

S-35

[Determination of LIBOR

S-38

Payments of Principal

S-38

Credit Enhancement

S-38

Optional Purchase of the Mortgage Assets

S-40

[Mandatory Auction Call of the Notes

S-41

Fees and Expenses of the Trust

S-42

Description of the Mortgage Pool

S-43

General

S-43

HELOC Terms

S-44

[Adjustable Rate HELOCs

S-47

[Participation Interests in Mortgage Assets

S-47

The HELOCs

S-48

[Conveyance of Subsequent Mortgage Assets

S-48

[Acquisition by the Trust of Additional Mortgage Assets

S-50

Static Pool Information

S-52

Legal Proceedings

S-52

Affiliations

S-52

Additional Information

S-53

Underwriting Guidelines

S-53

[Originator Name]

S-53

[    ] Underwriting Guidelines

S-53

General Underwriting Guidelines

S-54

[The Master Servicer]

S-54

The Servicer

S-54

General

S-54

[Servicer Name]

S-54

Administration of the Trust

S-55

Servicing and Administrative Responsibilities

S-55

Trust Accounts

S-59

Example of Payments

S-59

Mortgage Asset Servicing

S-61

General

S-61

Servicing Accounts and the Collection Account

S-61

Servicing Compensation and Payment of Expenses

S-62

Waiver or Modification of Mortgage Asset Terms

S-62

Prepayment Interest Shortfalls

S-62

Advances

S-63

Collection of Taxes, Assessments and Similar Items

S-63

Insurance Coverage

S-63

Evidence as to Compliance

S-63

[Master Servicer Default;] Servicer Default

S-64

Amendment of the Servicing Agreement

S-64

Custody of the Mortgage Files

S-65

[Optional Purchase of Defaulted Mortgage Assets

S-65

[Special Servicer for Distressed Mortgage Assets

S-65

[Pledge of Servicing Rights

S-65

The Trust Agreement, Indenture and Administration Agreement

S-66

General

S-66

The Issuing Entity

S-66

The Owner Trustee

S-66

The Ownership Certificate

S-67

Certain Matters under the Agreements

S-67

Administration

S-71

Amendment

S-72

Servicing

S-72

The Sale and Assignment Agreement and the Transfer and Servicing Agreement

S-72

General

S-72

Assignment of Mortgage Assets

S-72

Representations and Warranties

S-73

Amendment

S-76

Voting Rights

S-77

General

S-77

[Subordination of the Class [      ] Notes

S-79

Weighted Average Life

S-80

Material Federal Income Tax Considerations

S-81

Tax Classification of the Trust and of the Notes

S-81

Tax Consequences to Holders of the Notes

S-81

State and Local Income Tax Considerations

S-81

Legal Investment Considerations

S-82

Use of Proceeds

S-82

ERISA Considerations

S-82

Underwriting

S-82

Legal Matters

S-83

Ratings

S-83

Glossary of Defined Terms

S-85

Annex A:  Certain Characteristics of the Mortgage Assets

S-A-1

Annex B-1:  Assumed Mortgage Asset Characteristics

S-B-1-1

Annex B-2:  Principal Amount Decrement Tables

S-B-2-1

Annex [C]:  Available Combinations for Exchange

S-C-1


The Offered Notes

The notes consist of the [class(es)] of notes listed in the tables below[, together with the Class [       ] Notes].  Only the classes of notes listed in the tables below are offered by this prospectus supplement.

Class	[Related Mortgage Pool(s)]	Class Principal or Notional Amount(1)	Initial Interest Rate(2)	Summary Interest Rate Formula (until Initial Optional Termination Date)(3)	Summary Interest Rate Formula (after Initial Optional Termination Date)(3)	Principal Type	Interest Type	Initial Note Ratings
								[Name of Rating Agency]	[Name of Rating Agency]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Description of Interest Rate]	[Insert Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Description of Interest Rate]	[Insert Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Description of Interest Rate]	[Insert Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]

(1)

These balances are approximate, as described in this prospectus supplement.

(2)

Reflects the interest rate as of the closing date.

(3)

Reflects the summary interest rate formula [to be described as applicable].

The offered notes will also have the following characteristics:

Class	Record Date	Delay / Accrual Period	Interest Accrual Convention	Final Scheduled Payment Date	Expected Final Scheduled Payment Date	Minimum Denominations	Incremental Denominations	CUSIP Number
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Summary of Terms

•

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the notes, you should carefully read this entire prospectus supplement and the accompanying prospectus.

•

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•

Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included in this prospectus supplement.

•

[Whenever we refer to a percentage of some or all of the mortgage assets in the trust [or in any pool], that percentage has been calculated on the basis of the total scheduled principal balance of those mortgage assets as of [        ], unless we specify otherwise.  We explain in this prospectus supplement under “Description of the Notes – Payments of Principal” how the scheduled principal balance of mortgage asset is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any mortgage assets, we mean the total of their scheduled principal balances determined by that method, unless we specify otherwise.]

Parties

Sponsor and Seller

[       ] will sell the mortgage assets to the depositor.

Depositor

Structured Asset Securities Corporation, a Delaware special purpose corporation, will sell the mortgage assets to the issuing entity. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 526-7000.

Issuing Entity

[       ].

Indenture Trustee

[       ].

Owner Trustee

[       ].

[Trust Administrator

[       ] will be responsible for preparing monthly payment statements and certain tax information for investors and certain tax filings for the trust.]

[Master Servicer

[       ] will oversee the servicing of the mortgage assets by the servicers.]

Primary Servicer[s]

On the closing date, [       ] will service approximately [       ]% of the mortgage assets.

 [Credit Risk Manager

[       ] will monitor and advise the servicers with respect to default management of the mortgage assets and also prepare certain loan-level reports for the trust which will be available for review by noteholders.]

Originator[s]

[       ] and [various other banks, savings and loans and other mortgage lending institutions] originated the mortgage assets to be included in the trust.

[Note Insurer

[   ] will provide a note guaranty insurance policy for [    ] Notes.

 [[Swap] [Cap] Counterparty

[       ].]

[Auction Administrator

[       ].]

[Affiliations

[If the sponsor, depositor or issuing entity is an affiliate of any servicer, indenture trustee, owner trustee, originator or any other transaction party, disclose such here. Also, disclose any other affiliations among transaction parties.]]

The Notes

The notes offered by this prospectus supplement will be issued with the initial approximate characteristics set forth under “The Offered Notes” in the table on page S-[   ].

[The offered notes will be issued in book-entry form.  The minimum denominations and the incremental denominations of each class of offered notes are set forth in the table on page S-[   ].]

The notes represent obligations of the trust and will be secured by collateral consisting primarily of [describe assets of the trust] having a total principal balance as of the cut-off date, which is [       ], of approximately $[       ].

The trust will also issue an ownership certificate which will not be entitled to monthly payments of principal and interest, but rather solely to any excess cashflow remaining after all payments on the notes and certain other fees and expenses of the trust have been made on the related payment date.

[The mortgage assets to be included in the trust will be divided into [       ] mortgage pools: [name pools].  [Describe pool assets].

[Payments of principal and interest on the Class [       ] Notes will be based primarily on collections from the pool [    ] mortgage assets.  Payments of principal and interest on the Class [       ] Notes will be based primarily on collections from the pool [    ] mortgage assets. Payments of principal and interest on the Class [       ] Notes will be based on collections from [both / all] mortgage pools as described herein.]

The rights of holders of the Class [       ] Notes to receive payments of principal and interest will be subordinate to the rights of the holders of notes having a senior priority of payment, as described in this Summary of Terms under “—Enhancement of Likelihood of Payment on the Notes—Subordination of Payments” below.  We refer to the Class [       ] Notes collectively as “subordinate” notes.  We refer to the Class [       ] Notes collectively as “senior” notes.

[The Class [     ] and Class [     ] Notes are exchangeable for certain other classes of senior notes in the combinations identified on Annex [   ] to this prospectus supplement.]

[The Class [    ] Notes will be entitled to receive any monthly excess cashflow remaining after required payments are made to the offered notes.]

[The Class [       ] Notes and the ownership certificate are not offered by this prospectus supplement.]

The offered notes will have an approximate total initial principal amount of $[       ]. Any difference between the total principal amount of the offered notes on the date they are issued and the approximate total principal amount of the offered notes as reflected in this prospectus supplement will not exceed 5%.

Payments on the Notes

Principal and interest on each class of the notes will be payable on the [25th] day of each month, beginning in [          ].  However, if the [25th] day is not a business day, payments will be made on the [next] business day after the [25th] day of the month.

Interest Payments

Amounts Available for Interest Payments

Interest will accrue on each class of offered notes at the applicable annual rates described below:

•

Class [       ] Notes: [describe interest rate and any applicable caps or limitations].

[If the option to purchase the mortgage assets is not exercised by the [servicer/master servicer] on the initial optional termination date as described under “Description of the Notes—Optional Purchase of the Mortgage Assets” below, then with respect to the next payment date and each payment date thereafter, the applicable annual rate [describe any changes in the interest rate].

See “Description of the Notes—Optional Purchase of the Mortgage Assets” below.

[You will receive from each pool of mortgage assets only the payments of interest that the component parts of your class of notes that relate to that mortgage pool are entitled to receive.  As described in this prospectus supplement, you may receive less than you are entitled to from any particular pool of mortgage assets if those mortgage assets do not generate enough interest in any particular month to pay interest due.]

[The Class [   ] Notes are principal-only notes and will not be entitled to payments of interest.]

See “Description of the Notes – Payments of Interest” in this prospectus supplement.

Priority of Interest Payments

In general, on each payment date, the interest remittance amount, which is the amount of interest collected from the mortgage assets during the collection period related to the payment date minus the amount of any [servicing fees][other fees], will be paid in the following order of priority:

first, [to the Class [   ] Notes, the amount of [   ]];

second, [to the Class [   ] Notes, the amount of [   ]]; and

[   ], [any remaining interest after payments as described above will be paid to the notes as [excess interest]].

[The Interest Rate Swap Agreement/Cap Agreement

[   ] will enter into an [interest rate swap agreement/cap agreement] with [       ], as [swap/cap] counterparty. Under the [interest rate swap agreement/cap agreement], [describe swap agreement].

See [   ] in this prospectus supplement.]

[A graphic illustration of interest payment priority to be provided to the extent such illustration enhances the disclosure of the interest payment priority.]

Principal Payments

Amounts Available for Principal Payments

The amount of principal payable on the [   ] notes will be determined by (1) formulas that allocate portions of principal payments received on the mortgages loans between [mortgage pools] [different note classes], (2) funds received on the mortgage assets that are available to make payments on the notes and (3) [the application of excess interest from each mortgage pool to pay principal on the notes].

Priority of Principal Payments

In general, on each payment date, the principal remittance amount, which is the amount of principal collected from the mortgage assets during the collection period related to the payment date, including prepayments, liquidation proceeds and amounts from mortgage assets repurchased from the trust, minus the amount of any [expenses of the indenture trustee][other expenses], will be paid in the following order of priority:

first, [to the Class [   ] Notes, the amount of [   ]];

second, [to the Class [   ] Notes, the amount of [   ]]; and

[   ], [any remaining principal after payments as described above will be paid to the notes as [excess cashflow]].

[A graphic illustration of principal payment priority to be provided to the extent such illustration enhances the disclosure of the principal payment priority.]

Trigger Events

The manner of allocating payments of principal on the mortgage assets will differ, as described above, depending upon the occurrence of several different events or triggers:

•

[describe any applicable events or triggers];

See “Description of the Notes — Payments of Principal” and “Glossary of Defined Terms” in this prospectus supplement.

Limited Recourse

The only source of cash available to make interest and principal payments on the notes will be the assets of the trust pledged to secure the notes.  The trust will have no other source of cash other than collections and recoveries of the mortgage assets through insurance or otherwise [if applicable, describe any cap or derivatives providing support] [if applicable, describe any pool or note guaranty insurance policy].  No other entity will be required or expected to make any payments on the notes [other than [   ] with respect to the guaranty insurance policy].

Exchangeable Notes

On each payment date when exchangeable notes are outstanding, principal distributions from the applicable related notes are allocated to the related exchangeable notes that are entitled to principal.  The payment characteristics of the classes of exchangeable notes will reflect the payment characteristics of their related classes of regular notes. Annex [   ] shows the characteristics of the exchangeable notes and the combinations of notes and exchangeable notes.

See “Description of the Notes—Exchangeable Notes—Procedures" in this prospectus supplement and "Description of the Securities—Exchangeable Securities" in the prospectus for a description of exchangeable notes and exchange procedures and fees.

Enhancement of Likelihood of Payment on the Notes

The payment structure of this securitization includes [forms of credit enhancement to be described as applicable].  [The [   ] notes will [be insured by a] [not be insured by any] financial guaranty insurance policy.]  [Name of financial guaranty insurance policy to be provided if applicable.]

See “Risk Factors – Potential Inadequacy of Credit Enhancement” and “Description of the Notes – Credit Enhancement” in this prospectus supplement for a detailed description of the forms of credit enhancement available to the notes.

[Subordination of Payments

Notes with an “A” in their class designation will have a payment priority as a group over other notes.  Class [   ] notes will have a payment priority over class [   ] notes, and class [   ] notes will have a payment priority over class [   ] notes.

These payment priorities are intended to increase the likelihood that the holders of class [  ] notes and, to a lesser extent, the holders of class [  ] notes, will receive regular payments of interest and principal.

See “Description of the Notes – Credit Enhancement – Subordination” in this prospectus supplement.]

[Allocation of Losses

As described in this prospectus supplement, amounts representing losses on the mortgage assets (to the extent that those losses exceed excess interest and any overcollateralization, as described in this prospectus supplement) will be applied to reduce the principal amount of the [    ] class of notes still outstanding that has the lowest payment priority, until the principal amount of that class of notes has been reduced to zero.  For example, losses in excess of overcollateralization and excess interest will first be allocated in reduction of the principal amount of the Class [    ] Notes until it is reduced to zero, then in reduction of the principal amount of the Class [    ] Notes until it is reduced to zero.  If a loss has been allocated to reduce the principal amount of a [   ] note, it is unlikely that investors will receive any payment in respect of that reduction [except in the case of those notes covered by the guaranty insurance policy as described below].

[A graphic illustration of allocation of losses to be provided to the extent such illustration enhances the disclosure of the allocation of losses.]

See “Description of the Notes – Credit Enhancement – Application of Realized Losses” in this prospectus supplement.]

[Excess Interest

The mortgage assets bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the [    ] notes and [   ].  This “excess interest” received from the mortgage assets each month will be available to absorb realized losses on the mortgage assets and to maintain the required level of overcollateralization.

In general, on each payment date, any excess interest will be paid in the following order of priority:

first, [to the Class [   ] Notes, the amount of [   ]];

second, [to the Class [   ] Notes, the amount of [   ]]; and

[   ], [any remaining excess interest after payments as described above will be paid to the holder of the ownership certificate.

[A graphic illustration of any excess interest distribution to be provided to the extent such illustration enhances the disclosure of the application of excess interest.]

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Credit Enhancement—Excess Interest” in this prospectus supplement.]

[Overcollateralization

On the closing date, the total principal balance of the mortgage assets in the trust is expected to exceed the total principal amount of the notes by approximately $[    ], which represents approximately [    ]% of the total principal balance of the mortgage assets in the trust as of [    ].  This condition is referred to in this prospectus supplement as “overcollateralization.”  Thereafter, to the extent described in this prospectus supplement, a portion of excess interest may be applied to pay principal on the notes to the extent needed to maintain the required level of overcollateralization.  We cannot, however, assure you that sufficient interest will be generated by the mortgage assets to maintain any level of overcollateralization.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Credit Enhancement—Overcollateralization” in this prospectus supplement.]

[Limited Cross-Collateralization

Under certain limited circumstances, principal payments on the mortgage assets in [a pool] may be paid as principal to holders of the [   ] notes corresponding to [another pool or pools].

If the [   ] notes relating to one pool have been retired, then principal payments on the mortgage assets relating to the retired [   ] notes will be paid to the remaining [   ] notes of the other [pool or pools], if any, before being paid to the [   ] notes.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Payments of Principal” in this prospectus supplement.]

[Interest Rate Swap Agreement

Any net swap payment received under the [interest rate swap agreement] will be applied to pay interest shortfalls, maintain overcollateralization and cover losses, as described in this prospectus supplement.

See “Description of the Notes— Payments of Interest—Interest Rate Swap Agreement” in this prospectus supplement.]

[[Note] [Pool] Insurance Policy

The [   ] [note][pool] guaranty insurance policy will guarantee certain interest and principal payments to holders of [   ] Notes under the instances described in this prospectus supplement.  [No other classes of notes will benefit from the note guaranty insurance policy.]

For information about [   ] and for a more detailed discussion of the [   ] guaranty insurance policy, see “The [Note] [Pool] Insurance Policy” in this prospectus supplement.

Fees and Expenses

Before payments are made on the notes, the servicer will be paid a monthly fee calculated either as [    ]% annually.

The owner trustee will be paid [   ].  The indenture trustee will be paid [   ]%.  The trust administrator will be paid [   ]%.

[describe other fees to be paid to any indenture trustee, owner trustee, master servicer, trust administrator and credit risk manager, as applicable].

In each case, the fees described above will be paid to the related party from amounts received on the mortgage assets, before payments of any amounts to noteholders. The [servicer’s] fees will be paid prior to the payment of other fees. [The other parties will be paid their fees simultaneously on a proportionate basis.]

Expenses of the servicer [, the custodians, the master servicer, the owner trustee and the trust administrator] will be reimbursed before payments are made on the notes.  Expenses of the indenture trustee will be reimbursed up to $[    ] annually before payments of interest and principal are made on the notes; any additional unpaid expenses above $[    ] in any year will be paid to the indenture trustee to the extent of any remaining interest remittance amount after all payments of interest on the notes.

See “Fees and Expenses of the Trust” in this prospectus supplement.

Final Scheduled Payment Date

The final scheduled payment date for the offered notes will be the applicable payment date specified in the table on page S-[   ].  The final scheduled payment date for the [      ] notes is based upon [      ].  The actual final payment date for each class of offered notes may be earlier or later, and could be substantially earlier, than the applicable final scheduled payment date.

The HELOCs

On the closing date, which is expected to be on or about [     ], the assets of the trust will consist primarily of [    pool(s) of] home equity lines of credit secured by [first and second lien mortgages or deeds of trust on residential properties].

[The home equity lines of credit held by the trust will not be insured or guaranteed by any government agency.]

The depositor expects that the home equity lines of credit will have the following characteristics as of the cut-off date:

[Aggregate] [Pool __ ] HELOC Summary

	Range or Total	Weighted Average	Total Percentage(1)

Number of HELOCs
[Number of Fixed Rate HELOCs]
[Number of Adjustable Rate HELOCs]
Total Outstanding Principal Balances
Credit Limits
Credit Limit Utilization Rates
Mortgage Rates
Original Draw Period (in months)
Remaining Draw Period (in months)
Original Terms to Maturity (in months)
Remaining Terms to Maturity (in months)
Original Combined Loan-to-Value Ratios
Number of Second Lien HELOCs
Geographic Distribution in Excess of 10.00% of the Total Scheduled Principal Balance:
Number of HELOCs in [ ]
Number of HELOCs in the Maximum Single Zip Code Concentration
Credit Scores
Gross Margins(2)
Maximum Mortgage Rates(2)
Minimum Mortgage Rates(2)
Months to Next Mortgage Rate Adjustment(2)
Initial Caps(2)
Periodic Caps(2)

(1)

Percentages calculated based on the total principal balance of the home equity lines of credit.

(2)

The weighted average is based only on the adjustable rate home equity lines of credit. in [   ] pool[s].

[In addition, approximately [   ] mortgage assets, with a total principal balance as of the cut-off date of approximately $[         ], which represents approximately [    ]% of the mortgage assets, are represented by participation interests in mortgage assets.  The depositor expects that the participation interests will have the following characteristics as of the cut-off date:  [         ].]

[The home equity lines of credit were generally originated or acquired in accordance with underwriting guidelines that are [less strict than][in accordance with] Fannie Mae and Freddie Mac guidelines. [As a result, the home equity lines of credit are likely to experience higher rates of delinquency, foreclosure and bankruptcy than home equity lines of credit underwritten in accordance with higher standards.]]

[The mortgage assets held by the trust will not be insured or guaranteed by any government agency.]

[None of the home equity lines of credit in the trust will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.]

Servicing of the Mortgage Assets

[The mortgage assets will be master serviced by [       ].  The master servicer will oversee the servicing of the mortgage assets by the servicer[s].]  Primary servicing may subsequently be transferred to servicers other than the initial servicer[s], in accordance with the transfer and servicing agreement and the servicing agreement, as described in this prospectus supplement.

[[    ] will retain certain rights relating to the servicing of the mortgage assets, including the right to terminate and replace any servicer, at any time, without cause, in accordance with the terms of the applicable servicing agreement, which, among other things, generally requires payment of a termination fee.]

See “The Master Servicer,” “The Servicer” and “Mortgage Asset Servicing” in this prospectus supplement.

[The Pre-Funding Arrangement

On the closing date, approximately $[         ], which represents [         ]% of the mortgage pool assets, will be deposited by [        ] in a pre-funding account maintained by [          ].  It is intended that additional subsequent mortgage assets will be sold to the trust by the depositor from time to time, from [       ] until [       ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional mortgage assets if applicable.]]

[See “Description of the Mortgage Pool—Conveyance of Subsequent Mortgage Assets” in this prospectus supplement.]

[The Revolving Period

On each payment date during the revolving period (i.e. from the closing date until [    ]), the depositor may direct the indenture trustee on behalf of the trust to purchase from the depositor for inclusion in the trust additional mortgage assets, up to an aggregate maximum purchase price of $[    ], which represents approximately [    ]% of the total principal balance of the mortgage pool[s] as of the cut-off date.  If the depositor so directs, the [indenture trustee] [trust administrator] will deposit all or a portion of the amount of [interest] [principal] payable on the mortgage assets [from each mortgage pool] that would otherwise be made to noteholders into a separate revolving account established for the [related] mortgage pool, and will apply deposits in the revolving account to fund the purchase of those additional mortgage assets [to be included in that mortgage pool], provided certain other conditions are satisfied at the time of purchase.  Funds on deposit in the revolving account may only be applied to acquire additional mortgage assets for the [related] mortgage pool.  The additional mortgage assets will have the same general characteristics as the [related] mortgage pool described in this prospectus supplement.

 [See “Description of the Mortgage Pools—Acquisition by the Trust of Additional Mortgage Asset” in this prospectus supplement.]

Optional Purchase of the Mortgage Assets

[               ], [with the prior written consent of [     ], which consent may not be unreasonably withheld,] may purchase the mortgage assets and the other assets of the trust on or after the initial optional termination date, which is the payment date following the month in which the total principal balance of the mortgage assets [(determined in the aggregate rather than by pool)] declines to less than [   ]% of the initial total principal balance of the mortgage assets as of the cut-off date.  If [            ] does not exercise that option, [           ]  may purchase the mortgage assets.

[If the mortgage assets in any pool and the other assets of the pool are purchased, the noteholders of the related classes of notes will be paid [   ].]

[If the option to purchase the mortgage assets is not exercised on the initial optional termination date, then, beginning with the next payment date and thereafter, the interest rates on the offered notes will be increased as described in the table on page S-[  ].]

See “Description of the Notes—Optional Purchase of Mortgage Assets” in this prospectus supplement for a description of the purchase price to be paid for the mortgage assets upon an optional purchase.  [See “Summary of Terms—The Notes—Payments on the Notes—Interest Payments” in this prospectus supplement for a description of the increased interest rates to be paid on the notes after the initial optional termination date.]

Mandatory Auction Call of the Notes

On [               ], [       ] will act as auction administrator and will solicit bids for purchase of the notes in the secondary market from dealers and institutional investors.  If bids are received for the entire amount of the notes subject to the mandatory auction, then the auction will have been successful and the notes will be sold to the highest bidders.  The mandatory auction will close if sufficient bids are received covering all of the notes that are subject to the mandatory auction, and if the market value swap agreement covers any shortfall from par.  If these conditions are not met, then the auction will have failed and the original investors will retain their notes.  If these conditions are met, then the auction will close, and the original investors will be obligated to tender their notes and will receive the required par purchase price.

See “Description of the Notes—Mandatory Auction Call of the Notes” in this prospectus supplement for a description of the terms of a mandatory auction.]

[Financing

An affiliate of Lehman Brothers Inc. has provided financing for certain of the mortgage assets. A portion of the proceeds of the sale of the notes will be used to repay the financing.]

Tax Status

[To be described as applicable.]

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations

[To be provided as applicable.]

ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans.  Because of the complexity of regulations that govern these plans, you are encouraged to consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any notes.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The notes will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

There are other restrictions on the ability of certain types of investors to purchase the notes that prospective investors should also consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Notes

The notes offered by this prospectus supplement will initially have the ratings from [       ] set forth in the table on page S-[  ].

See “Ratings” in this prospectus supplement for a more complete discussion of the note ratings and “Risk Factors—Ratings on the Securities are Dependent on Assessments by the Rating Agencies” in the prospectus.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered notes.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

[Risks Related to Higher Expected Delinquencies of the HELOCs]

[The home equity lines of credit, in general, were originated according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines, so the home equity lines of credit are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by home equity lines of credit underwritten in accordance with higher standards. In particular, a significant portion of the home equity lines of credit in the trust fund were classified in relatively low (i.e., relatively higher risk) credit categories.

Changes in the values of mortgaged properties related to the home equity lines of credit may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the home equity lines of credit in the trust than on home equity lines of credit originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related home equity lines of credit.

See “Description of the Mortgage Pool—General” in this prospectus supplement for a description of the characteristics of the home equity lines of credit and “The Originators and the Underwriting Guidelines” for a general description of the underwriting guidelines applied in originating the home equity lines of credit.

See also “Risk Factors—Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” in the prospectus for a discussion of the risks relating to “subprime,” “non-prime” and “non-conforming” mortgage loans.]

Cash Flow Limited in Early Years of HELOCs

During the first [  ]-year draw down period under the credit line agreements for the home equity loans, borrowers are not required to make monthly payments of principal. As a result, collections on the home equity lines of credit may vary. With respect to some of the home equity lines of credit, during the second [  ]-year draw down period, no monthly payments of principal are required. Collections on the home equity lines of credit may also vary due to seasonal purchasing and payment habits of borrowers. As a result, there may be limited collections available to make payments to you.

General credit risk may also be greater to you than to holders of instruments representing interests in level payment home equity lines of credit since no payment of principal of the home equity lines of credit generally is required until after either a five- or ten-year interest-only period. Minimum monthly payments are required to equal or exceed accrued interest on the home equity lines of credit.

[The Servicer Has Limited Ability to Change the Terms of the Mortgaged Assets

The servicer may agree to changes in the terms of a home equity line of credit if the changes:

•

do not materially and adversely affect the interest of the noteholders or the insurer; and

•

are consistent with prudent business practice.]

[Mortgage Asset Interest Rates May Limit Interest Rates on the Notes]

[The [    ] notes will accrue interest at an interest rate that adjusts monthly based on the [one-month LIBOR] index plus a specified margin.  However, the interest rates on these [    ] notes are subject to a limitation, generally based on the weighted average interest rate of the mortgage assets, net of certain allocable fees and expenses of the trust. [    ] of the mortgage assets to be included in each mortgage pool will have interest rates that either are [fixed] [or adjust semi-annually] based on a [six-month LIBOR] index, as described in “Description of the Mortgage Pool—The Indices.”

[The adjustable rate mortgage assets in each mortgage pool may also have periodic maximum and minimum limitations on adjustments to their interest rates, and all of these adjustable rate mortgage assets will have the first adjustment to their interest rates [    ] after their first payment dates. As a result, the [    ] notes may accrue less interest than they would accrue if their interest rates were solely based on the [one-month LIBOR] index plus the specified margin.]

A variety of factors could limit the interest rates and adversely affect the yield to maturity on, and market value of, the notes. Some of these factors are described below.
• [Describe different adjustment periods between the notes and the mortgage assets]
• [Describe different indices between the notes and the mortgage assets]
• [Describe a reduction of interest rates on the notes due to net funds cap limitations]
• [Describe how the recovery of basis risk shortfalls may be limited]
• [Describe any additional interest rate or yield factors that may apply]

See “Summary of Terms—The Notes—Payments on the Notes—Interest Payments,” “Description of the Notes—Payments of Interest” and “—Credit Enhancement—Overcollateralization” in this prospectus supplement. See also “Risk Factors—Mortgage Asset Interest Rates May Limit Interest Rates on the Variable Rate Securities” in the prospectus. For a general description of the interest rates of the mortgage assets, see “Description of the Mortgage Pool” in this prospectus supplement.]

Risks Related to Potential Inadequacy of Credit Enhancement and Other Support

The [excess interest], [overcollateralization], [subordination], [loss allocation] and [limited cross-collateralization] features, [together with] [[Fannie Mae] [Freddie Mac] guaranties,] [the interest rate swap agreement] [and for the benefit of the [    ] Notes only, the cap agreement], all as described in this prospectus supplement, are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage assets.

[Excess Interest and Overcollateralization.  On the closing date, the total principal balance of the mortgage assets will exceed the total principal amount of the [    ] notes by approximately $[    ], which is equal to [    ]% of the aggregate principal balance of the mortgage assets as of the cut-off date. This excess is referred to in this prospectus supplement as “overcollateralization” and will be available to absorb losses. We cannot assure you, however, that the mortgage assets, [together with amounts available from the interest rate swap agreement,] will generate enough excess interest to maintain this overcollateralization level as set by the rating agencies. The following factors will affect the amount of excess interest that the mortgage assets will generate:

• [Describe the effect of prepayments]
• [Describe defaults, delinquencies and liquidations]
• [Describe increases in the index related to any mortgage risk]
• [Describe any additional factors that may apply]
See “Description of the Notes—Credit Enhancement—Overcollateralization” in this prospectus supplement.]

[Fannie Mae and Freddie Mac Guaranties.  The assets of the trust include Fannie Mae and Freddie Mac notes.  Although payments on Fannie Mae and Freddie Mac notes are guaranteed by those respective agencies, these agencies’ guaranties are not backed by the full faith and credit of the United States.  Neither the United States nor any U.S. agency is obligated to finance or otherwise assist either Fannie Mae or Freddie Mac in any manner.  Therefore, if the Fannie Mae and Freddie Mac notes do not pay as expected, you might suffer a loss on your investment in the notes.]

[The Interest Rate Swap Agreement.  Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and repay losses. However, no amounts will be payable to the trust by the swap counterparty unless the floating amount owed by the swap counterparty on a payment date exceeds the fixed amount owed to the swap counterparty. This will not occur except in periods when [one-month LIBOR] (as determined pursuant to the interest rate swap agreement) exceeds the applicable rate of payment owed by the trust, which will range from [    ]% to [    ]% per annum on the scheduled notional amount as described in this prospectus supplement. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization, pay interest shortfalls or repay losses on the home equity lines of credit.

See “Description of the Notes— Payments of Interest—Interest Rate Swap Agreement” in this prospectus supplement.  See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]]

[The Cap Agreement.  Any amounts received under the cap agreement will be applied as described in this prospectus supplement to pay certain interest amounts on the [    ] Notes resulting from application of the applicable net funds cap. We cannot assure you that any amounts will be received under the cap agreement.

See “Description of the Notes—Payments of Interest—The Cap Agreement” in this prospectus supplement.]

[Subordination and Allocation of Losses.  If the applicable subordination is insufficient to absorb losses, then noteholders will likely incur losses and may never receive all of their principal payments. You should consider the following:

•

if you buy a Class [    ] Note and losses on the mortgage assets exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ] Notes, the principal amount of your note will be reduced proportionately with the principal amounts of the other Class [    ] Notes by the amount of that excess;

•

if you buy a Class [    ] Note and losses on the mortgage assets exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ] and Class [    ] Notes, the principal amount of your note will be reduced proportionately with the principal amounts of the other Class [    ] Notes by the amount of that excess; and

•

if you buy a Class [    ] Note and losses on the mortgage assets exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ], Class [    ] and Class [    ] Notes, the principal amount of your note will be reduced proportionately with the principal amounts of the other Class [    ] Notes by the amount of that excess.

[Losses on the mortgage assets will not reduce the principal amount of the senior notes.]

If overcollateralization is maintained at the required amount and the mortgage assets generate interest in excess of the amount needed to pay interest and principal on the notes, the fees and expenses of the trust [and any swap payments owed to the swap counterparty], then excess interest will be used to pay you and other noteholders the amount of any reduction in the principal amounts of the notes caused by application of losses. These payments will be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal amount was reduced because of the application of losses.

See “Description of the Notes—Credit Enhancement—Subordination” and “—Application of Realized Losses” in this prospectus supplement.]

[Limited Cross-Collateralization.  Principal payments on the [    ] notes will depend, for the most part, on collections on the mortgage assets in the related mortgage pool. However, the [    ] notes will have the benefit of credit enhancement in the form of overcollateralization and subordination from [each] mortgage pool. That means that even if the rate of losses on mortgage assets in the mortgage pool related to any class of senior notes is low, losses in the unrelated mortgage pool[s] may reduce the loss protection for those notes.]

[Risks Related to the Interest Rate Swap Agreement]

[Any net swap payment payable to the swap counterparty under the terms of the interest rate swap agreement will reduce amounts available for payment to noteholders, and may reduce payments of interest on the notes.  Tfore, the combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the notes.

In the event that the trust, after application of all interest and principal received on the mortgage assets, cannot make the required net swap payments to the swap counterparty, a swap termination payment as described in this prospectus supplement will be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of the interest rate swap agreement will reduce amounts available for payment to noteholders.

See “Description of the Notes—Payments of Interest” and “—Payments of Principal” in this prospectus supplement.  See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]

[Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Notes]

As of the date of this prospectus supplement, the [swap counterparty] [cap counterparty] currently has the ratings described under “Description of the Notes—Payments of Interest—The [Swap][Cap] Counterparty.” The ratings of the [    ] notes are dependent in part upon the credit ratings of the [swap counterparty] [cap counterparty]. If a credit rating of the [swap counterparty] [cap counterparty] is qualified, reduced or withdrawn and the [swap counterparty] [cap counterparty] does not post collateral securing its obligations under the interest rate [swap][cap] agreement or a substitute counterparty is not obtained in accordance with the terms of the interest rate [swap][cap] agreement, the ratings of the [    ] notes may be qualified, reduced or withdrawn. In that event, the value and marketability of those notes will be adversely affected.

See “Description of the Notes—Payments of  Interest—The Interest Rate [Swap][Cap] Agreement” in this prospectus supplement.  See also “Risk Factors—Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Certificates” in the prospectus.]

[Special Risks for Certain Classes of Notes

The [    ] Notes are [interest-only][principal-only] notes.  These notes have yields to maturity (or early termination) – the yield you will receive if you hold a note until it has been paid in full – that are highly sensitive to prepayments on the related mortgage assets.

If you purchase the [    ] Notes, you should consider the risk that you may receive a lower than expected yield and may not fully recover your initial investment if the mortgage assets experience a [faster][slower] than expected rate of prepayments.  Prepayments on the mortgage assets may occur as a result of solicitations of the borrowers by home equity line of credit providers, including the seller and its affiliates and the servicer, as described under “Yield, Prepayment and Weighted Average Life” in this prospectus supplement.

Exercise by the [master] servicer of its right to purchase the mortgage assets, as described under “Description of the Notes—Optional Termination of the Trust,” will adversely affect the yields on the [    ] Notes.

See “Yield, Prepayment, and Weighted Average Life” in this prospectus supplement for a description of factors that may affect the sensitivity of these notes’ yield to maturity.  See also “Risk Factors—Special Risks for Certain Classes of Securities” in the prospectus.]

[Special Default Risk of Second Lien HELOCs]

[Approximately [    ]% of the home equity lines of credit are secured by second liens on the related mortgaged properties. These second lien home equity lines of credit are subordinate to the rights of the mortgagee under the related first lien home equity lines of credit and may present special risks upon default of any second lien home equity lines of credit.

See “Risk Factors—Special Default Risk of Second Lien Mortgage Loans” and “—Risks Related to Simultaneous Second Liens and Other Borrower Debt” in the prospectus.]
Risks Related to Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage assets will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, home equity line of credit prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage assets may decrease.

A prepayment of a home equity line of credit will usually result in a payment of principal on the notes, and, depending on the type of note and the price investors paid for that note, may affect the yield on that note.

[See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Unpredictability and Effect of Prepayments” in the prospectus for a description of factors that may influence the rate and timing of prepayments on the home equity lines of credit.]

[Delinquencies Due to Servicing Transfer]

[As described in this prospectus supplement, servicing of approximately [    ]% of the mortgage assets initially serviced by [    ] will be transferred to one or more other servicers on or about [    ]. It is also possible that servicing of mortgage assets may be transferred in the future in accordance with the provisions of the [transfer and servicing agreement] [servicing agreement] as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under the related servicing agreement, (2) the exercise by the seller of its right to terminate one or more servicers without cause upon [    ] written notice, (3) with respect to certain servicers, the occurrence of certain mortgage loss and delinquency triggers, or (4) the transfer of severely delinquent loans for servicing by a special servicer.

Disruptions resulting from servicing transfers may affect the yield of the notes.
See “The Servicer” and “Mortgage Asset Servicing” in this prospectus supplement and “Risk Factors—Delinquencies Due to Servicing Transfer” in the prospectus.]
Risks Related to Geographic Concentration of Mortgage Assets

Approximately [    ]% of those mortgage assets are secured by properties located in [    ]. The rate of delinquencies, defaults and losses on the mortgage assets may be higher than if fewer of the mortgage assets were concentrated in [    ] because certain conditions in that state will have a disproportionate impact on the mortgage assets in general.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Geographic Concentration of the HELOCs” in the prospectus. For additional information regarding the geographic concentration of the mortgage assets to be included in each mortgage pool, see the geographic distribution tables in Annex A of this prospectus supplement.

Greater Risk Involving Certain Property Types

[Approximately [   ]% of the mortgage assets are secured by liens on multifamily properties or mixed residential/commercial properties.]  [In addition, approximately [   ]% of the mortgage assets are secured by liens on fee simple and/or leasehold interests in various types of property.]  [Approximately [   ]% of the mortgage assets are secured by liens on [manufactured homes / cooperative dwellings]].  Mortgage assets secured by multifamily property, mixed use property, manufactured homes or cooperative dwellings may result in higher losses as a result of delinquency, foreclosure or repossession than loans secured by single-family property.  If these losses are greater than expected, and credit support is not available to absorb the losses, investors in the notes could suffer a loss on their investment.

Less Reliable Prepayment Loss and Foreclosure Information For Newly Originated Mortgage Assets

[Some of the mortgage assets in the trust are of relatively recent origin.  As a result, reliable prepayment, loss and foreclosure statistics for these mortgage assets may not be available, and the rating agencies may have difficulty in estimating potential losses on the mortgage assets.  If losses on these mortgage assets are greater than expected, investors in the notes may experience a loss on their investment.]

Recent Developments in the Residential Mortgage Market May Adversely Affect the Yields of the Offered Notes

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the yield on your notes.  Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector.  In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation.  A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

[The following two paragraphs apply only if the mortgage pool includes mortgage loans with an adjustable rate feature.]  [Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans.  Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin.  This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates.  A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing.  Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  These events, alone or in combination, may contribute to higher delinquency rates.]

See “Risk Factors—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy.  Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims.  The financial condition of a mortgage lender may also be adversely affected by the increasing rate of delinquencies and defaults on adjustable rate loans.

The inability of an originator to repurchase mortgage loans in the event of breaches of representations and warranties may affect the performance of the offered notes.

[The following two paragraphs apply only if the mortgage pool includes subprime loans:]  [The mortgage loans in the trust fund include subprime mortgage loans, and it is possible that an originator, due to substantial economic exposure to the subprime mortgage market, for financial or other reasons may not be capable of repurchasing or substituting for any defective mortgage loans in the trust fund.  You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on your notes.

See “Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” in the prospectus.  See also “Description of the Mortgage Pools” in this prospectus supplement for a description of the characteristics of the mortgage loans and “Origination of the Mortgage Loans and Underwriting Guidelines” for a general description of the underwriting guidelines applied in originating the mortgage loans.]

[The following paragraph applies only if the mortgage pool does NOT include subprime loans:]  The mortgage loans in the trust fund do not include subprime mortgage loans; however, many originators that underwrite prime or “alt-A” mortgage loans also underwrite subprime mortgage loans and consequently may have exposure to the subprime mortgage market.  You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on your notes.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Assets

Violations of certain federal, state or local laws and regulations relating to the protection of consumers, unfair and deceptive practices and debt collection practices may limit the ability of the servicer to collect all or part of the principal of or interest on the related mortgage assets and, in addition, could subject the trust to damages and administrative enforcement.

See “Risk Factors—Violations of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans” in the prospectus.
Violation of Predatory Lending Laws/Risks Related to High Cost Loans

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. Failure to comply with these laws, to the extent applicable to any of the mortgage assets, could subject the trust, as an assignee of the mortgage assets, to monetary penalties and could result in the borrowers rescinding the affected mortgage assets. If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected loans and pay any related liabilities, noteholders could incur losses.

For a discussion of anti-predatory lending laws and the effect of any “high cost” loans on the trust, see “Risk Factors—Predatory Lending Laws/High Cost Loans” in the prospectus.

[Additional risk factors to be provided as applicable.]

Glossary

A glossary of defined terms used in this prospectus supplement begins on page S-93. Any terms used in this prospectus supplement and not defined in the glossary are defined in the accompanying prospectus.

Description of the Notes

General

[The SASCO Home Equity Loan Trust [     ] Mortgage-Backed Notes will consist of the following Classes:

•

the Class [  ] Notes,

•

the Class [    ] Notes, and

•

the Class [     ] Notes.

Only the Offered Notes are offered hereby.]

The Notes will represent obligation so the Trust and will be secured by the Trust Estate.  The Trust Estate will generally consist of:

•

the HELOCs;

•

deposits in the Note Payment Account made in respect of the HELOCs;

•

property acquired by foreclosure of the HELOCs or deed in lieu of foreclosure; and

•

any applicable insurance policies and all proceeds thereof.

Each class of Offered Notes will be issued in the respective approximate Class Principal Amount specified in the table on page S-1 and will accrue interest at the respective Interest Rate specified in the table on page S-1 and as further described under “Summary of Terms—The Notes—Payments on the Notes—Interest Payments.”  The original Class Note Principal Amount of the Offered Notes may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined herein) of the HELOCs is increased or decreased as described under “Description of the Mortgage Pool” herein.

Payments on the Offered Notes will be made on the [25th] day of each month (or, if the [25th] day is not a Business Day the next succeeding Business Day), commencing [     ], to Noteholders of record on the immediately preceding Record Date.

[For purposes of allocating payments of principal and interest on the Senior Notes, (1) the Group [    ] Notes will relate to, and generally will be limited to collections from, the Pool [    ] HELOCs and (2) the Group [    ] Notes will relate to, and generally will be limited to collections from, the Pool [    ] HELOCs. However, holders of each class of [    ] Notes will receive the benefit of Monthly Excess Interest generated by each Mortgage Pool and, to a limited extent, certain principal payments generated by the Mortgage Pool unrelated to that class. Holders of [    ] Notes will be entitled to receive payments based upon principal and interest collections from each Mortgage Pool, but such rights to payments will be subordinate to the rights of the holders of the [    ] Notes to the extent described herein.]

[The Ownership Certificate will be entitled to Monthly Excess Cashflow, if any, remaining after required payments are made to the [    ] Notes and to pay certain expenses of the Trust (including payments to the [Swap Counterparty]).

Payments on the Offered Notes will be made on the Payment Date to Noteholders of record on the applicable record date specified in the table on page S-2. Payments on the Offered Notes will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided, that the final payment in respect of any Note will be made only upon presentation and surrender of such Note at the Corporate Trust Office of the Indenture Trustee. See “—The Indenture Trustee” herein.

Book-Entry Registration

The Offered Notes will be issued, maintained and transferred on the book-entry records of DTC and its Participants. Each class of Book-Entry Notes will be represented by one or more Global Securities that equal in the aggregate the initial Class Principal Amount of the related class registered in the name of the nominee of DTC. The Offered Notes will be issued in minimum denominations in the principal amounts and the incremental denominations in excess thereof specified in the table on page S-2.

Beneficial Owners of the Book-Entry Notes will hold their Notes through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Notes will be issued in one or more notes that equal the initial Class Principal Amount of the related class of Offered Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries names on the books of DTC. Except as described below, no Beneficial Owner will be entitled to receive a physical note representing such Note. Unless and until Definitive Notes are issued for the Book-Entry Notes under the limited circumstances described herein, all references to actions by Noteholders with respect to the Book-Entry Notes shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Noteholders with respect to the Book-Entry Notes shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Notes, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. See “Description of the Securities—Book-Entry Registration” in the prospectus.

Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

For information with respect to tax documentation procedures relating to the Book-Entry Notes, see “Material Federal Income Tax Considerations—Taxation of Securities Treated as Debt Instruments” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex A to in the prospectus.

[Exchangeable Notes

General.  All or a portion of the Exchangeable Notes may be exchanged for a proportionate interest in the related Exchangeable Notes in the combinations shown in Annex [    ].  All or a portion of the Exchangeable Notes may also be exchanged for the related offered notes in the same manner.  This process may occur repeatedly.

The classes of offered notes and of Exchangeable Notes that are outstanding at any given time, and the outstanding principal balances and notional amounts of these classes, will depend upon any related payments of principal, as well as any exchanges that occur.  Offered Notes and Exchangeable Notes in any combination may be exchanged only in the proportion that the original principal balances of such notes bear to one another as  shown in Annex [   ].

Holders of Exchangeable Notes will be the beneficial owners of a proportionate interest in the notes in the related Combination Group and will receive a proportionate share of the payments on those notes.

Procedures.  If a Noteholder wishes to exchange notes, the Noteholder must notify the [Indenture Trustee][Trust Administrator][Note Registrar] by [   ] at [   ] or [   ] no later than [   ] Business Days before the proposed exchange date.  The exchange date can be any Business Day other than the first or last Business Day of the month subject to the [Indenture Trustee’s][Trust Administrator’s] [Note Registrar’s] approval.  The notice must be on the Noteholder’s letterhead, carry a medallion stamp guarantee and set forth the following information:  the CUSIP number of both notes to be exchanged and notes to be received, outstanding principal balance and/or notional amount and the original principal balance and/or notional amount of the notes to be exchanged, the Noteholder’s DTC participant number and the proposed exchange date.  After receiving the notice, the [Indenture Trustee][Trust Administrator][Note Registrar] will [e-mail] the Noteholder with wire payment instructions relating to the exchange fee.  The Noteholder will utilize the Deposit and Withdrawal System at DTC to exchange the Notes.  A notice becomes irrevocable on the [    ] Business Day before the proposed exchange date.

In connection with each exchange, the Noteholder must pay the [Indenture Trustee][Trust Administrator][Note Registrar] a fee equal to [   ].  In no event, however, will the fee be either less than $[    ] or greater than $[    ].

The [Indenture Trustee][Trust Administrator] will make the first payment on an offered note or an Exchangeable Note received in an exchange transaction on the Payment Date in the following month to the Noteholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations.  The characteristics of the Exchangeable Notes will reflect the characteristics of the related offered notes.  Investors should also consider a number of factors that will limit a Noteholder’s ability to exchange offered notes for Exchangeable Notes and vice versa:

•

At the time of the proposed exchange, a Noteholder must own notes of the related class or classes in the proportions necessary to make the desired exchange.

•

A Noteholder that does not own the notes may be unable to obtain the necessary offered notes or Exchangeable Notes.

•

The Noteholder of needed notes may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•

Certain notes may have been purchased or placed into other financial structures and thus be unavailable.

•

Principal payments will decrease the amounts available for exchange over time.

•

Only the combinations listed on Annex [   ] are permitted.]

Payments of Interest

Calculation of Interest.  The amount of interest payable on each Payment Date in respect of each class of Offered Notes will equal [    ] for such class and for such date.  Interest will accrue on the Offered Notes on the basis of [    ].

The Interest Rate for each class of Offered Notes will be the applicable annual rate described under “Summary of Terms—The Notes—Payments on the Notes—Interest Payments.” [The Interest Rate for the Class [     ] Notes will be the lesser of (1) LIBOR plus [    ] and (2) the Subordinate Net Funds Cap.]

[Basis Risk Shortfalls. With respect to each Payment Date and any class of [    ] Notes, such class will be entitled to the amount of any Basis Risk Shortfall or Unpaid Basis Risk Shortfall with interest thereon at the applicable Interest Rate (calculated without regard to the applicable Net Funds Cap) before the holders of the [    ] Notes are entitled to any payments. The [    ] Notes will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall from Monthly Excess Cashflow, treated as paid from, and to the extent such funds are on deposit in, the Basis Risk Reserve Fund [and any amounts received under the Swap Agreement]. See “—Credit Enhancement—Application of Monthly Excess Cashflow” [and “—Interest Rate Swap Agreement”] below.  The source of funds on deposit in the Basis Risk Reserve Fund will be limited to (1) an initial deposit of $1,000 by the Sponsor and (2) certain amounts that would otherwise be distributed to the [    ] Notes. Notwithstanding the foregoing, the amount of any Basis Risk Shortfall for any class of [    ] Notes in respect of any Payment Date may not exceed the amount, if any, by which (x) the amount payable at the applicable Maximum Interest Rate exceeds (y) the amount payable at the applicable Net Funds Cap.

The amount of Monthly Excess Cashflow payable with respect to the [    ] Notes on any Payment Date will be reduced by the amount of any Basis Risk Payment not satisfied from amounts, if any, on deposit in the Basis Risk Reserve Fund.]

Interest Payment Priorities.

The Interest Remittance Amount will be distributed on each Payment Date concurrently, as follows:

(1)

[on any Payment Date during the Revolving Period, to the Revolving Account, the purchase price of any Additional Mortgage Assets to be purchased on such Payment Date;]

(2)

to the [    ] Notes, Current Interest and any Carryforward Interest for such class for such Payment Date;

(3)

to the [    ] Notes, Current Interest and any Carryforward Interest for such class for such Payment Date;

(4)

to the [    ] Notes, Current Interest and any Carryforward Interest for such class for such Payment Date;

(5)

to the Indenture Trustee and the Owner Trustee, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Transfer and Servicing Agreement; and

(6)

[for application as part of Monthly Excess Cashflow for such Payment Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Interest Remittance Amount remaining unpaid for such Payment Date.]

[Interest Rate Swap Agreement.] [Description of any swap agreement to be provided.]

[State whether the significance percentage with respect to the Swap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Swap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Swap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided.  If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

On each Payment Date, the amounts received by the Trust under the Swap Agreement will be paid in the following order of priority:

(1)

to the [    ] Notes, Current Interest and any Carryforward Interest for such class for such Payment Date;

(2)

[to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the [    ] Notes, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Payment Date;]

(3)

to the Ownership Certificate, any remaining amount.

[The Cap Agreement.  As of the Closing Date, the Issuing Entity will enter into the Cap Agreement with the Cap Counterparty for the sole benefit of the [    ] Notes.  The [Depositor] will establish the Cap Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date.  [Describe Cap Agreement.]]

[State whether the significance percentage with respect to the Cap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Cap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Cap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided.  If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

Prepayment Interest Shortfalls. When a principal prepayment in full or in part is made on a HELOC, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received in the applicable Prepayment Period will be distributed to holders of the [    ] Notes on the Payment Date following that Prepayment Period.  To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month’s interest on the amount prepaid, a Prepayment Interest Shortfall could result.  [In contrast, in the case of a prepayment in full on a HELOC serviced by [    ] made in the same month in which such prepayment is distributed to Noteholders, a Prepayment Interest Excess could result.]

[With respect to prepayments in full or in part, the [Master] Servicer will be obligated to pay Compensating Interest to the extent Prepayment Interest Shortfalls occur.]  See “Mortgage Asset Servicing—Prepayment Interest Shortfalls” herein.  Any Net Prepayment Interest Shortfall will reduce the Interest Remittance Amount available for payment on the related Payment Date.]

[Determination of LIBOR

[Description of how LIBOR is set to be provided.]

LIBOR for the first Accrual Period will be[    ]%.]

Payments of Principal

General.  Payments of principal on the Senior Notes will be made primarily from the Principal Payment Amount for the related Mortgage Pool and secondarily from the Principal Payment Amount from the unrelated Mortgage Pool, from Monthly Excess Cashflow from each Mortgage Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below.  Payments of principal on the Offered Subordinate Notes and the Class [     ] Notes will be made primarily from the aggregate of the Principal Payment Amounts from each Mortgage Pool after payments of principal have been made on the Senior Notes, and secondarily from Monthly Excess Cashflow from each Mortgage Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below.

Principal Payment Priorities.  The Principal Payment Amount will be distributed on each Payment Date in the following order of priority:

(1)

[on any Payment Date during the Revolving Period, to the Revolving Account, the purchase price of any Additional Mortgage Assets to be purchased on such Payment Date;]

(2)

to the [    ], [    ], and [    ] Notes, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

(3)

to the [    ] Notes, until the Class Principal Amount of such class has been reduced to zero;

(4)

to the [    ] Notes, until the Class Principal Amount of such class has been reduced to zero; and

(5)

[for application as part of Monthly Excess Cashflow for such Payment Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Principal Payment Amount remaining after application pursuant to clauses (1) through (3) above.]

Credit Enhancement

Credit enhancement for each Class of Notes will take the form of [described as applicable]:

•

[an irrevocable letter of credit]

•

[the subordination of the Subordinate Notes to the Senior Notes]

•

[reserve funds]

•

[a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy]

•

[a surety bond or note guarantee insurance policy]

•

[the use of cross-support features]

•

[overcollateralization]

•

[excess interest]

•

[an interest rate swap agreement]

[If any credit enhancement provider is liable or contingently liable to provide payments representing 10% or more of the cashflow supporting any class of Notes, a description of any such credit enhancement provider will be provided, including the name of the credit enhancement provider, the organizational form of the credit enhancement provider and the general character of the business of the credit enhancement provider.]

[If any credit enhancement provider is liable or contingently liable to provide payments representing 10% or more, but less than 20% of the cashflow supporting any class of Notes, financial data with respect to any such credit enhancement provider as required by Item 301 of Regulation S-K will be provided, and if any credit enhancement provider is liable or contingently liable to provide payments representing 20% or more of the cashflow supporting any class of Notes, financial statements of any such credit enhancement provider meeting the requirements of Regulation S-X will be provided.]

Application of Realized Losses.  Realized Losses on the HELOCs will have the effect of reducing amounts payable in respect of, first, the Ownership Certificate [(both through the application of Monthly Excess Cashflow to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Payment Date)]; second, the [    ] Notes; third, the [    ] Notes; and fourth, the[    ] Notes, before reducing amounts payable in respect of the Senior Notes.

To the extent that Realized Losses are incurred, those Realized Losses will reduce the Pool Balance[, and thus may reduce the Overcollateralization Amount]. [As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make payments of principal on the Offered Notes.]

If on any Payment Date after giving effect to all Realized Losses incurred with respect to the HELOCs during the related Collection Period and payments of principal on such Payment Date, there are Applied Loss Amounts, the Note Principal Amounts of the [    ] Notes will be reduced in inverse order of priority of payment. Applied Loss Amounts will be allocated in reduction of the Class Principal Amount of first, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero; second, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero; third, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero; and fourth, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero.

Holders of the [    ] Notes will not receive any payments in respect of Applied Loss Amounts, [except from Monthly Excess Cashflow, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below].

In the event that the Servicer or the Master Servicer recovers any Subsequent Recovery, such Subsequent Recovery will be paid in accordance with the priorities described under “—Payments of Principal—Principal Payment Priorities” in this prospectus supplement and the Class Principal Amount of each class of Notes that has previously been reduced by an Applied Loss Amount will be increased as described in the definition of “Note Principal Amount.” Any Subsequent Recovery that is received during a Prepayment Period will be included as a part of the Principal Remittance Amount for the related Payment Date.

[Application of Monthly Excess Cashflow.  Any Monthly Excess Cashflow will, on each Payment Date, be paid in the following order of priority:

(1)

[on any Payment Date during the Revolving Period, to the Revolving Account, the purchase price of any Additional Mortgage Assets to be purchased on such Payment Date;]

(2)

to the [    ], [    ], and [    ] Notes, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

(3)

to the [    ] Notes, until the Class Principal Amount of such class has been reduced to zero;

(4)

[to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the [    ] Notes, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Payment Date to the extent not covered by the Swap Agreement;]

(5)

[to the [    ] Notes, any Deferred Amount for each such class and such Payment Date; and]

(6)

to the Ownership Certificate, any remaining amount.

Optional Purchase of the Mortgage Assets

On the Initial Optional Termination Date, the [    ], with the prior written consent of [LBH] (which consent shall not be unreasonably withheld), will have the option to purchase the Mortgage Assets, any REO Property and any other property remaining in the Trust for a price equal to the Purchase Price.  The Master Servicer, the Trust Administrator, the Indenture Trustee, each Servicer and each Custodian will be reimbursed from the Purchase Price for (i) any outstanding Advances, servicing advances and unpaid Servicing Fees, as applicable and (ii) any other amounts due under the Transfer and Servicing Agreement, the Indenture, the Trust Agreement, the Servicing Agreement or the Custodial Agreement, as applicable.  If such option is exercised, the Trust will be terminated. If [    ] fails to exercise such option on the Initial Optional Termination Date, the margin of each class of Offered Notes will be increased as described under “Summary of Terms—The Notes—Payments on the Notes—Interest Payments” herein.

[Mandatory Auction Call of the Notes

[Mandatory Auction Call.] [Description of the auction procedure and any market value swap agreement to be provided.]

[On [date], the Auction Administrator will solicit bids for purchase of [all of] [the Class [   ], Class [   ] and Class [   ]] Notes in the secondary market from dealers and institutional investors.  If bids are received for the entire amount of the Notes subject to the mandatory auction, then the auction will have been successful and the Notes will be sold to the highest bidders.  The prices at which the Notes are sold through this procedure will be used as the value of the Notes for purposes of the Market Value Swap Agreement.  If the total auction price is less than par, the Market Value Swap Counterparty will pay the shortfall.  If the total auction price is greater than par, then the Market Value Swap Counterparty will receive the excess.  If the total auction price is less than par, the original investors in the Notes will receive the auction price plus the Market Value Swap Agreement proceeds, which together will equal par.

The mandatory auction will close if sufficient bids are received covering all of the Notes that are subject to the mandatory auction, and if the Market Value Swap Agreement covers any shortfall from par.  If these conditions are not met, then the auction will have failed and the original investors will retain their Notes.  If these conditions are met, then the auction will close, and the original investors will be obligated to tender their Notes and will receive the required par purchase price.  The tender will take place through the book-entry facilities, with no action required on the part of Noteholders.  When the mandatory auction closes and the original investors tender their Notes and receive the par purchase price, the Notes will remain outstanding, and continue to receive distributions in accordance with their original terms.]

[State whether the significance percentage with respect to the Market Value Swap Agreement is less than 10%, or 10% or more but less than 20%, or 20% or more.]

The Auction Administrator. [Description of auction administrator].

The Market Value Swap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Market Value Swap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided.  If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

Fees and Expenses of the Trust

In consideration of their duties on behalf of the Trust, the Servicer, [the Cap Counterparty], [the Swap Counterparty], [the Master Servicer], the Owner Trustee, the Indenture Trustee, [the Trust Administrator], [the Custodian], [and the Credit Risk Manager] will receive from the assets of the Trust certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Servicer	monthly

For each Mortgage Asset, a monthly fee paid to each Servicer out of interest collections received from the related Mortgage Asset calculated on the outstanding principal balance of each Mortgage Asset [    ]% per annum for each Mortgage Asset.

Withdrawn from the related Servicing Account in respect of each Mortgage Asset serviced by that Servicer, before payment of any amounts to Noteholders.

[Cap Counterparty/Swap Counterparty]	monthly	[Describe Fee.]	[Describe how and when payable.]
[Master Servicer]	monthly	[Describe Fee.]	[Describe how and when payable.]
Owner Trustee	annually	[Describe Fee.]	[Describe how and when payable.]
Indenture Trustee	monthly	[Describe Fee.]	[Describe how and when payable.]
[Custodian]	monthly	[Describe Fee.]	[Describe how and when payable.]
[Trust Administrator]	monthly	[Describe Fee.]	[Describe how and when payable.]
[Credit Risk Manager]	monthly	[Describe Fee.]	[Describe how and when payable.]

The Servicing Fees set forth in the table above may not be increased without amendment of the Servicing Agreement as described under “Mortgage Asset Servicing—Amendment of the Servicing Agreement” below. None of the other fees set forth in the table above may be changed without amendment of the Transfer and Servicing Agreement as described under “The Sale and Assignment Agreement and the Transfer and Servicing Agreement—Amendment” below.

Expenses of the Servicer, the Custodians, the Master Servicer, the Owner Trustee and the Trust Administrator will be reimbursed before payments are made on the Notes. Expenses of the [Indenture Trustee] will be reimbursed up to $[    ] annually before payments of interest and principal are made on the Notes; any additional unpaid expenses above $[    ] in any year will be paid to the Indenture Trustee to the extent of any remaining Interest Remittance Amount after all payments of Current Interest and any Carryforward Interest on the Notes.

Description of the Mortgage Pool

General

Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein are derived solely from the characteristics of the Mortgage Assets as of the Cut-off Date. Whenever reference is made herein to the characteristics of the Mortgage Assets or to a percentage of the Mortgage Assets, unless otherwise specified, that reference is based on the Cut-off Date Balance.

The Trust will primarily consist of approximately [      ] [describe HELOCs] HELOCs, all of which have original terms to maturity from the first due date of the Scheduled Payment of not more than [  ] years, and which have a Cut-off Date Balance (after giving effect to Scheduled Payments due on such date) of approximately $[      ]. [statistical information for mortgage assets that are not HELOCs to be provided]

The HELOCs in the Trust were originated under the Credit Line Agreements and are secured by mortgages or deeds of trust, which are primarily first and second lien mortgages or deeds of trust, on [residential properties that are primarily one- to four-family properties and also include planned unit developments and condominiums]. Approximately [     ]% of the Mortgaged Properties were owner-occupied at the time of origination.

Approximately [      ]% of the Mortgage Assets were acquired by LBH from [      ]. Underwriting guidelines of the type described under “The Originators and the Underwriting Guidelines” were applied by the Originators underwriting the Mortgage Assets. [Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the Mortgage Assets are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.] The Mortgage Assets will be acquired by the Depositor from the Seller and the Depositor will, in turn, convey such Mortgage Assets to the Trust. See “The Sale and Assignment Agreement and the Transfer and Servicing Agreement—Assignment of Mortgage Assets.”

In the information that follows, weighted average percentages are based upon the Cut-off Date Balance of the Mortgage Assets.

The Mortgage Pool consists of [     ] Mortgage Assets with an aggregate Cut-Off Date Balance of approximately $[     ]. As of the Cut-Off Date, the minimum Principal Balance and the maximum Principal Balance is approximately $[     ] and $[     ], respectively, the average Principal Balance was approximately $[     ], the minimum Mortgage Rate and the maximum Mortgage Rate were approximately [     ]% and [     ]% per annum, respectively, and the weighted average Mortgage Rate was approximately [     ]% per annum. As of the Cut-Off Date, the minimum remaining draw period and the maximum remaining draw period were approximately [     ] months and [     ] months, respectively, and the weighted average remaining draw period was approximately [     ] months. The average credit limit utilization rate was approximately [     ]%, the minimum credit limit utilization rate was approximately [     ]%, and the maximum credit limit utilization rate was approximately [     ]%. The credit limit utilization rate is determined by dividing the Cut-off Date Balance by the credit limit of the related Credit Line Agreement. The weighted average combined original loan-to-value ratio of the Mortgage Assets was approximately [     ]% as of the Cut-Off Date.

HELOC Terms

Substantially all of the HELOCs consist of loans originated under two different loan term options: [a 15-year HELOC or a 25-year HELOC]. [In addition, [     ] HELOC was originated under a loan term option of 30 years and [     ] HELOCs are 15-year balloon HELOCs.]

[All] of the HELOCs were originated by [     ]. The HELOCs have either a [5-year or 15-year draw period], during which the borrower may make cash withdrawals against the equity line and [substantially all] of the HELOCs have a [10-year] repayment period, during which the balance of the HELOC as of the end of the draw period is repaid. [    ] of the HELOCs has a 15-year draw period and a 15-year repayment period, during which the balance of the HELOC as of the end of the draw period is repaid, and [     ] of the HELOCs are balloon HELOCs that have a 15-year draw period after which the balance of the HELOC is immediately due and payable. Generally, the HELOC borrowers are subject to a $[     ] termination fee for loans terminated within [     ] years of origination. A borrower may access a HELOC credit line at any time during the draw period by writing a check.

[Approximately [    ]% of the HELOCs are Interest-Only HELOCs that provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of [    ] years following the [origination of] the related HELOC. Following the applicable interest-only period, the monthly payment with respect to the Interest-Only HELOCs will be increased to an amount sufficient to amortize the principal balance of the Interest-Only HELOC over its remaining term, and to pay interest at the related Mortgage Rate.]

Subject to applicable law, the Servicer may change the terms of a Credit Line Agreement at any time provided that such changes (i) do not adversely affect the interest of the Noteholders or the Insurer and (ii) are consistent with prudent business practice. In addition, the Servicer, within certain limitations described in the Servicing Agreement, may increase the credit limit of the HELOC serviced by the Servicer.

[Approximately [    ] (or [    ]%) of the HELOCs are Fixed Rate HELOCs and approximately [    ] (or [    ]%) of the HELOCs are Adjustable Rate HELOCs, as described in more detail under “Adjustable Rate HELOCs” below. Interest on the HELOCs accrues on the basis of a 360-day year consisting of twelve 30-day months.]

[Approximately [    ] (or [    ]%) of the HELOCs are First Lien HELOCs and approximately [    ] (or [    ]%) are Second Lien HELOCs or deeds of trust or similar security instruments on Mortgaged Property consisting of residential properties including [indicate types of properties].]

Pursuant to its terms, each HELOC [, other than a loan secured by a condominium unit,] is required to be covered by a standard hazard insurance policy in an amount generally equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property. Generally, a cooperative housing corporation or a condominium association is responsible for maintaining hazard insurance covering the entire building. See “Description of Mortgage and Other Insurance—Hazard Insurance on the Loans” in the prospectus.

All of the HELOCs are fully amortizing.

As of the Cut-off Date, [    ] of the HELOCs in the Trust will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

[None of the HELOCs are subject to negative amortization.]

[As of the Cut-off Date, approximately [    ]% of the HELOCs were less than 30 days delinquent in payment and approximately [    ]% of the HELOCs were at least 30 but less than 60 days delinquent.]

Historical Delinquency Information

The following tables set forth the historical delinquency experience of the HELOCs:

[Table to be provided showing historical delinquency]

 [Adjustable Rate HELOCs

Approximately[    ]% and [    ]% of the Adjustable Rate HELOCs are [Six-Month LIBOR] HELOCs and [    ] HELOCs, respectively. There will be corresponding adjustments to the monthly payment amount for each Adjustable Rate HELOC on the related Adjustment Date; provided that the first such adjustment for approximately [    ]% of the Adjustable Rate HELOCs will occur after an initial period of approximately [    ] years following origination and in the case of approximately [    ]% of the Adjustable Rate HELOCs, approximately [    ] years following origination.

On each Adjustment Date for an Adjustable Rate HELOC, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8%, of the applicable Index and the Gross Margin, provided that the Mortgage Rate on each such Adjustable Rate HELOC will not increase or decrease by more than the related Periodic Cap on any related Adjustment Date and will not exceed the related Maximum Rate or be less than the related Minimum Rate. The Mortgage Rate generally will not increase or decrease on the first Adjustment Date by more than the Initial Cap; the Initial Caps range from [    ]% to [    ]% for all of the Adjustable Rate HELOCs. Effective with the first monthly payment due on each Adjustable Rate HELOC after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related HELOC over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the Mortgage Rate on each such Adjustable Rate HELOC, as adjusted on any related Adjustment Date, may be less than the sum of the applicable Index and the related Gross Margin, rounded as described herein. See “—The Indices” below.

The Adjustable Rate HELOCs generally do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.]

[similar statistical information for Mortgage Assets that are not HELOCs to be provided.]

[The Indices

The Index used in the determination of the Mortgage Rates of the Mortgage Assets will be [                      ], as published by [             ].]  See “The Trust Funds—The Mortgage Loans—General” in the prospectus.]

[Participation Interests in Mortgage Assets

General

[   ] Mortgage Assets, with an aggregate principal balance as of the Cut-off Date of approximately $[           ] (representing approximately [   ]% of the Mortgage Assets) are represented by Participation Interests.

[Terms of the Participation Agreements

The Issuing Entity will own the entitlement to the related Mortgage Assets under the related Participation Agreement, and the entitlement to the remaining interest and principal payments on the related Mortgage Asset will not be owned by the Issuing Entity.  Under the related Participation Agreement, the Servicer services the related Mortgage Asset on behalf of all of the respective owners, and the mortgage file for each Mortgage Asset will be held by a single custodian or trustee on behalf of all of the respective owners.  Under the related Participation Agreement, the Servicer is obligated to service the related Mortgage Asset in accordance with accepted servicing practices for that mortgage asset type as described herein under “Mortgage Asset Servicing.”  All collections received as to that Mortgage Asset will be promptly remitted to the respective owners of the participation interests.  The Servicer will not make advances for delinquent scheduled payments.]]

The terms of each Participation Agreement are as follows:

[Table to be provided showing balances, interest rates, expected maturities, servicer and the Issuing Entity’s ownership percentage under each Participation Agreement.]

[The offering documents for each Participation Agreement are provided as Annex [C] to this Prospectus Supplement.]

The HELOCs

The HELOCs are expected to have the approximate characteristics as of the Cut-off Date as set forth in Annex A to this prospectus supplement. The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the tables in Annex A may not equal the totals due to rounding.

Prior to the issuance of the Notes, HELOCs may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

As of the Closing Date, approximately [    ]% and [    ]% of the Pool 1 HELOCs will be serviced by [    ] and [    ], respectively.

No more than approximately [    ]% of the Pool 1 HELOCs are secured by Mortgaged Properties located in any one zip code area.

[Conveyance of Subsequent Mortgage Assets

On the Closing Date, approximately $[     ], which represents $[     ] of the Mortgage Pool, will be deposited by [   ] into an eligible account.  During the period from the Closing Date to [     ], the Depositor is expected to purchase from time to time Subsequent Mortgage Assets from the Seller and, in turn, sell all such Subsequent Mortgage Assets to the Trust for inclusion in the Mortgage Pool.  The purchase price for each Subsequent Mortgage Asset will equal its Scheduled Principal Balance as of the date of origination (reduced by principal payments due or paid prior to the purchase date, if any) and will be paid by the Trust Administrator from the related Pre-Funding Amount.

The Mortgage Assets expected to be conveyed as the Subsequent Mortgage Assets by the Seller will have the same general characteristics as the Mortgage Assets in the Trust as of the Cut-off Date.

Pursuant to the Transfer and Servicing Agreement, the conveyance of Subsequent Mortgage Assets to the Trust may be made on any Business Day during the Pre-Funding Period, subject to certain conditions in the Transfer and Servicing Agreement being satisfied, including, among others, that:

(1)

[The Subsequent Mortgage Assets conveyed on the subsequent transfer date must satisfy the same representations and warranties applicable to the Initial Mortgage Assets set forth in the HELOC Purchase Agreement, which representations and warranties have been confirmed by the Rating Agencies;

(2)

The Subsequent Mortgage Assets conveyed on the subsequent transfer date are selected in a manner reasonably believed not to be adverse to the interests of the Noteholders;

(3)

The Indenture Trustee receives an opinion of counsel [from [   ]] with respect to the validity of the conveyance of subsequent Mortgage Assets conveyed on the subsequent transfer date and the absence of any adverse effect on the eligibility of the Notes for investment by employee plans subject to ERISA or the availability of an ERISA exemption from the prohibited transaction rules of Section 4.06 of ERISA and Section 4975 of the Code;

(4)

The conveyance of the Subsequent Mortgage Assets on the subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the Notes;

(5)

No Subsequent Mortgage Asset conveyed on the subsequent transfer date may be more than one payment delinquent in payment;

(6)

Each Subsequent Mortgage Asset will have been underwritten substantially in accordance with the Originator’s underwriting guidelines;

(7)

No Subsequent Mortgage Asset may have a remaining term to maturity exceeding [     ] months;

(8)

No Subsequent Mortgage Asset may have a Loan-to-Value Ratio greater than [125]%;

(9)

The weighted average Mortgage Rate for all the Mortgage Assets at the end of the Pre-Funding Period must not be more than 100 basis points lower than the weighted average Mortgage Rate of the Initial Mortgage Assets;

(10)

Following the conveyance of the Subsequent Mortgage Assets on the subsequent transfer date, the characteristics of the Mortgage Assets the Mortgage Pool will remain substantially similar to the characteristics of the Initial Mortgage Assets in the Mortgage Pool as of the Cut-off Date; and

(11)

An independent accountant must provide the Depositor, the Rating Agencies, the Indenture Trustee and the Underwriters with a letter stating that the characteristics of the Subsequent Mortgage Assets conform to the characteristics described above and in the Transfer and Servicing Agreement.]

If the Trust does not apply the full Pre-Funding Amount towards the purchase of Subsequent Mortgage Assets prior to the end of the Pre-Funding Period, then such remaining proceeds in the Pre-Funding Account will be paid as a principal prepayment to the related Noteholders on the [     ] Payment Date.

On the Closing Date, [   ] will also establish a Capitalized Interest Account which will be funded by an initial deposit made by the Depositor on the Closing Date of approximately $[     ], which represents approximately [     ]% of the total principal balance of the Mortgage Pool as of the Cut-off Date.  Amounts in the Capitalized Interest Account will be applied by the Trust Administrator during the Pre-Funding Period to pay interest on that portion of the Notes supported by the Pre-Funding Amount.  At the end of the Pre-Funding Period, any remaining funds in the Capitalized Interest Account will be paid to the Depositor and the account will be terminated.]

[Acquisition by the Trust of Additional Mortgage Assets

On the first Payment Date and until [          ], the Depositor may direct the [Indenture Trustee][Trust Administrator] to apply all or a portion of the payments that would otherwise be made to Noteholders in respect of [interest] [principal] [excess interest] to purchase Additional Mortgage Assets from the Depositor for inclusion in the Trust of the same general character as the Mortgage Assets included in the Trust on the Closing Date.  If the Depositor so directs, the [Indenture Trustee][Trust Administrator]will deposit all or a portion of the amount of [interest] [principal] payable on the Mortgage Assets [and excess interest] that would otherwise be made to Noteholders into the Revolving Account, and will apply deposits in the Revolving Account to fund the purchase of Additional Mortgage Assets, provided certain other conditions are satisfied at the time of purchase.

Funds on deposit in the Revolving Account may only be applied to acquire Additional Mortgage Assets for the Mortgage Pool on the Payment Date on which such funds were deposited therein. If any amounts in the Revolving Account are not used to purchase Additional Mortgage Assets on the any Payment Date, such amounts will be added to the [Interest Remittance Amount] [Principal Remittance Amount] [Monthly Excess Cashflow] for such Payment Date and will be distributed to Noteholders.

The purchase price for each Additional Mortgage Asset will equal its principal balance as of the date of origination (reduced by principal payments due or paid prior to the purchase date, if any), and the aggregate purchase price of all Additional Mortgage Assets purchased by the Trust during the Revolving Period may not exceed $[       ].  Additional Mortgage Assets will have the same general characteristics as the Mortgage Assets transferred to the Trust on the Closing Date.

Pursuant to the Transfer and Servicing Agreement, the conveyance of Additional Mortgage Assets to the Trust may be made on any Business Day during the Revolving Period, subject to certain conditions set forth in the Transfer and Servicing Agreement being satisfied, including, among others that:

(1)

The Additional Mortgage Assets at the time of conveyance to the Trust must satisfy the representations and warranties set forth in the Sale and Assignment Agreement, which representations and warranties have been confirmed by the Rating Agencies;

(2)

The Additional Mortgage Assets are selected in a manner reasonably believed not to be adverse to the interests of the Noteholders;

(3)

[The Indenture Trustee receives an officer’s certificate confirming the satisfaction of each condition precedent specified in the Transfer and Servicing Agreement and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Additional Mortgage Assets in the forms substantially similar to those delivered on the Closing Date;]

(4)

The conveyance of the Additional Mortgage Assets will not result in a reduction or withdrawal of any ratings assigned to the Offered Notes;

(5)

[No Additional Mortgage Asset may be more than one monthly payment delinquent in payment at the time of conveyance to the Trust];

(6)

Each Additional Mortgage Asset will have been underwritten substantially in accordance with the applicable Originator’s underwriting guidelines;

(7)

No Additional Mortgage Asset may have a remaining term to maturity exceeding [     ] months;

(8)

[No Additional Mortgage Asset may have a Loan-to-Value Ratio greater than 100%;]

(9)

The weighted average Mortgage Rate for all the Mortgage Assets at the end of the Revolving Period must not be more than [100] basis points lower than the weighted average Mortgage Rate of the Mortgage Assets as of the Cut-off Date;

(10)

Following the conveyance of the Additional Mortgage Assets on a subsequent transfer date, the weighted average characteristics of the Mortgage Assets in the Mortgage Pool will remain substantially similar to the characteristics of the Mortgage Assets in the Mortgage Pool as of the Cut-off Date; and

(11)

[An independent accountant must provide the Depositor, the applicable rating agencies rating the Notes, the Indenture Trustee and the Underwriter[s] at [applicable interval] with a letter stating that the characteristics of the Additional Mortgage Assets conform to the characteristics described above and in the Transfer and Servicing Agreement.]

[Additional transfer requirements and termination triggers to be described, as applicable.]

Static Pool Information

Static pool information with respect to the Sponsor’s prior securitized pools formed during the period from [specify date] to [specify date], presented by pool, is available online at [Internet address].  Access to this web address is unrestricted and free of charge.  Information available at this web address is deemed to be part of this prospectus supplement, except to the extent provided under “Static Pool Information” in the accompanying prospectus.  [Add reference to any third-party static pool information as applicable.]

Legal Proceedings

[Describe briefly any legal proceedings pending against the Sponsor, Depositor, Indenture Trustee, Owner Trustee, Issuing Entity, any Servicer (including any other entity involved in the servicing function, such any Master Servicer or Trust Administrator), any Originator or any other party contemplated by Item 1100(d)(1) of Regulation AB, or of which any property of the foregoing is the subject, that is material to Noteholders.  Include similar information as to any such proceedings known to be contemplated by governmental authorities.]

Affiliations

[Describe whether, and how, the Sponsor, Depositor and/or Issuing Entity is an affiliate of any of the following parties as well as, to the extent known and material, whether, and how, any of the following parties are affiliates of any of the other following parties: any Servicer or any other entity involved in the servicing function, including any Master Servicer and/or Trust Administrator; the Indenture Trustee; the Owner Trustee; any Originator; any significant obligor contemplated by Item 1112 of Regulation AB; any enhancement or support provider contemplated by Items 1114 or 1115 of Regulation AB; or any other material parties related to the asset-backed securities contemplated by Item 1100(d)(1) of Regulation AB.]

[Describe whether there is and if so, the general character of, any business relationship or arrangement that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the establishment of the Trust and the issuance of the Notes, between any of the parties listed in the preceding paragraph, or any affiliates of such parties, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the Notes.]

[Describe, to the extent material, any specific relationships involving or relating to the Notes or the Mortgage Pool, including the material terms and approximate dollar amount involved, between any of the parties listed in the first paragraph of this section, or any affiliates of such parties, that currently exists or that existed during the past two years.]

Additional Information

The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date.  A Current Report on Form 8-K will be filed, together with the Indenture and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Notes. In the event that Assets are removed from or added to the Trust, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

In addition, within 135 days from the initial delivery of this prospectus supplement, Static Pool information for any series of Securities will be posted online at [    ].com.  The static pool data will be updated each month thereafter to reflect the current composition of the pool information. See “Static Pool Data” in the prospectus.

Pursuant to the Transfer and Servicing Agreement, [    ] will prepare a monthly statement to Noteholders containing the information described under “The Sale and Assignment Agreement and the Transfer and Servicing Agreement—Reports to Noteholders.” [    ] may make available each month, to any interested party, the monthly statement to Noteholders via the [    ]’s website, located at [    ].

Underwriting Guidelines

Approximately [    ]% and [    ]% of the Mortgage Assets were originated by [    ] and [    ], in accordance with the [    ] Underwriting Guidelines and the [    ] Underwriting Guidelines, respectively.  [Identifying information and percentages to be provided for originators which originated 10% or more of the mortgage assets or any mortgage pool.]  The remainder of the Mortgage Assets were originated by other Originators in accordance with Underwriting Guidelines generally comparable to the General Underwriting Guidelines described below under “General Underwriting Guidelines.” Such General Underwriting Guidelines differ among the Originators in various areas. The following is a general summary of [    ] and the [    ] Underwriting Guidelines, and [    ] and the [    ] Underwriting Guidelines, and also the General Underwriting Guidelines believed by the Depositor to be generally applied, with some variation, by each other Originator.

[Originator Name]

[A description of Originator(s)’ form of organization for Originator(s) which contributed 20% or more of the asset pool to be provided.]

[    ] Underwriting Guidelines

[Description of the Underwriting Guidelines of the above Originator to be provided.]

General Underwriting Guidelines

[General description of Underwriting Guidelines applied by Originators which contributed to less than 20% or more of the Mortgage Assets or of any mortgage pool to be provided.]

[The Master Servicer]

[Description of any Master Servicer, including its name, duties and responsibilities, to be provided.]

[Description of allocation of servicing responsibilities to be provided.]

The Servicer

General

On the Closing Date, [    ] [and various other Servicers] will service approximately [    ]% and [    ]%, respectively, of the Mortgage Assets (by Cut-off Date Balance). [Identifying information and percentages to be provided for servicers which will service as of the Cut-off Date 10% or more of the mortgage assets or of any mortgage pool.]

[Servicer Name]

[Provide Regulation-AB compliant description of each Servicer which services 20% or more of the mortgage assets or of any mortgage pool, including the following:]

[Servicer form of incorporation, duration of servicing experience and general discussion of Servicer’s experience in servicing assets of any type as well as a more detailed discussion of Servicer’s experience in, and procedures for the servicing function in the current transaction to be provided.]

[Description of any material changes to Servicer’s policies or procedures in the servicing function the Servicer will perform in the current transaction for assets of the same type included in the current transaction for the past three years to be provided.]

[Information regarding Servicer’s financial condition to be provided to the extent that there is a material risk to the performance of the assets in the Mortgage Pool or the Notes.]

[Description of the material terms of the related Servicing Agreement to be provided.]

[For a description of the material terms of collection of funds and the related Servicing Account, see “Mortgage Asset Servicing—Servicing Accounts and the Collection Account” in this prospectus supplement.]

[Description of any special or unique factors to be provided to the extent material in servicing the particular type of assets included in the current transaction.]

[Description of the terms of any arrangements to be provided to the extent material whereby Servicer is required or permitted to provide advances of funds regarding collections, cashflows or distributions.]  [If material, provide statistical information of servicer advances on the Mortgage Assets and the Servicer’s overall servicing portfolio for the past three years.]

[Description of the Servicer’s process for handling delinquencies, losses, bankruptcies and recoveries to be provided to the extent material.]

[Description of any ability of Servicer to waive or modify any terms, fees, penalties or payments on the assets and the effect of any such ability, if material, on the potential cashflows from the assets to be provided to the extent material.]

[Description of any material custodial responsibility of Servicer.]

[Description of any limitations on Servicer’s liability under the transaction agreements.]

[For a description of the material terms of any removal, replacement, resignation of Servicer or transfer of servicing provisions, see “Mortgage Asset Servicing” in this prospectus supplement.]

Administration of the Trust

Servicing and Administrative Responsibilities

The Servicer, [the Master Servicer], [the Trust Administrator], the Owner Trustee, the Indenture Trustee and the Custodians will have the following responsibilities with respect to the Trust:

Party:	Responsibilities:
Servicer	Performing the servicing functions with respect to the Mortgage Assets and the Mortgaged Properties in accordance with the provisions of the Servicing Agreement, including, but not limited to:

•

collecting monthly remittances of principal and interest on the Mortgage Assets from the related borrowers, depositing such amounts in the Servicing Account, and delivering all amounts on deposit in the Servicing Account to the [Master Servicer] for deposit in the Collection Account on the Servicer Remittance Date;

•

collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

• making Advances with respect to delinquent payments of principal and interest on the Mortgage Assets;

•

paying customary costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property or (b) taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property;

• providing borrowers with all checks, drafts or other documentation necessary to draw on credit lines;
• providing monthly loan-level reports to the [Master Servicer];
• providing borrowers with all checks, drafts or other documentation necessary to draw on credit lines;
• maintaining certain insurance policies relating to the Mortgage Assets; and
• initiating foreclosure proceedings.
See “The Servicer” and “Mortgage Asset Servicing” below.
[Master Servicer	Performing the master servicing functions in accordance with the provisions of the Transfer and Servicing Agreement and the Servicing Agreement, including but not limited to:
• monitoring the Servicer’s performance and enforcing the Servicer’s obligations under the related Servicing Agreement;

•

collecting monthly remittances from the Servicer for deposit in the Collection Account on the Servicer Remittance Date and delivering all amounts on deposit in the Collection Account to the Trust Administrator for deposit in the Securities Administration Account on the Master Servicer Remittance Date;

•

gathering the monthly loan-level reports delivered by the Servicer and providing a comprehensive loan-level report to the [Trust Administrator][Indenture Trustee] with respect to the Mortgage Assets;

• upon the termination of the Servicer, appointing a successor servicer, and until a successor servicer is appointed, acting as successor servicer; and
• upon the failure of the Servicer to make Advances with respect to a Mortgage Asset, making those Advances to the extent provided in the Transfer and Servicing Agreement.
See “The Master Servicer” and “Mortgage Asset Servicing” below.]
[Trust Administrator

Performing the securities administration functions in accordance with the provisions of the Administration Agreement, the Transfer and Servicing Agreement, the Trust Agreement and the Indenture, including but not limited to:

•

collecting monthly remittances from the [Master] Servicer for deposit in the Securities Administration Account and delivering all amounts on deposit in the Securities Administration Account to the Indenture Trustee for deposit in the Note Payment Account on the Deposit Date;

• preparing and distributing investor reports, including the monthly payment date statement to Noteholders based on information received from the [Master] Servicer [and the Swap Counterparty];
• preparing and filing annual federal and (if required) state tax returns on behalf of the Trust;
• preparing and filing periodic reports with the Commission on behalf of the Trust with respect to the Notes; and
• until a successor master servicer is appointed, acting as successor master servicer in the event the Master Servicer resigns or is removed by the Indenture Trustee.
See “The Trust Agreement, Indenture and Administration Agreement— Administration” and “The Sale and Assignment Agreement and the Transfer and Servicing Agreement— Reports to Securityholders” below.]
Owner Trustee

Performing the owner trustee functions in accordance with the provisions of the Trust Agreement, or causing the Trust Administrator or the Depositor to perform such functions, pursuant to the Administration Agreement, including but not limited to:

•

discharging (or causing to be discharged) all of its responsibilities pursuant to the terms of the Trust Agreement and the other document or agreement to which the Trust or the Owner Trustee is a party and administering the Trust (or causing it to be administered) in the interest of the Residual Holder, subject to each such respective document or agreement and in accordance with the provisions of the Trust Agreement; and

• taking direction from the Residual Holder regarding the management of the Trust.
See “The Trust Agreement, Indenture and Administration Agreement—The Owner Trustee” below.
Indenture Trustee

Performing the indenture trustee functions in accordance with the provisions of the Indenture, or causing the Trust Administrator to perform such functions pursuant to the Administration Agreement, including but not limited to:

•

receiving monthly remittances from the [Servicer][Master Servicer][ Trust Administrator] for deposit in the Note Payment Account and, based solely on the information contained in the investor reports, distributing all amounts on deposit in the Note Payment Account to the Noteholders;

• [depositing any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty into the Note Payment Account;]
• [distributing amount on deposit in the Note Payment Account to the Noteholders and the [Swap] Counterparty;]
• preparing and distributing annual investor reports summarizing aggregate payments to Noteholders necessary to enable Noteholders to prepare their tax returns;

•

enforcing the obligations of each of the [Master] Servicer and the [Trust Administrator] under the Transfer and Servicing Agreement, the Indenture and the Administration Agreement, as applicable; and

•

acting as successor [trust administrator][master servicer] in the event the [Trust Administrator][Master Servicer] resigns or is removed by the Indenture Trustee unless a successor [trust administrator][master servicer] is appointed.

See “The Trust Agreement, Indenture and Administration Agreement—The Indenture Trustee” and “The Sale and Assignment Agreement and the Transfer and Servicing Agreement— Reports to Noteholders” below.
Custodians	Performing the custodial functions in accordance with the provisions of the custodial agreements, including but not limited to:

•

holding and maintaining the Mortgage Asset documents related to the Mortgage Assets in a fireproof facility intended for the safekeeping of home equity line of credit files on behalf of the Indenture Trustee.

See “Mortgage Asset Servicing—Custody of the Mortgage Files” below.

Trust Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Assets will, at all times before payment thereof to the Noteholders [or the Swap Counterparty], be invested in the Trust Accounts, which are accounts established in the name of the Indenture Trustee. Funds on deposit in the Trust Accounts may generally be invested by the party responsible for such Trust Account in Eligible Investments, as described under “The Agreements—Investment of Funds” in the prospectus. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:
Servicing Account	Servicer	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders.
Collection Account	[Master Servicer]	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders.
[Trust Administration Account]	[Trust Administrator]	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders.
Note Payment Account	Trustee	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders.
Certificate Account	Securities Administrator	Any investment earnings (net of any losses realized) will be paid to the Residual Holder.
[Basis Risk Reserve Fund]	Trustee	[describe how investment earnings are applied.]
[Reserve Account]	Servicer	Any investment earnings will be paid to [ ] and will not be available for distribution to Noteholders.

If funds deposited in the [    ] Account, the [    ] Account or the [    ] Account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds, without any right of reimbursement therefor.

Example of Payments

The following sets forth an example of collection of payments from borrowers on the Mortgage Assets, transfer of amounts among the Trust Accounts and payments on the Notes for the Payment Date in September 2005:

[ ] through [ ]	Collection Period:

Payments due during the related Collection Period ([    ] through [    ]) from borrowers will be deposited in the Servicer’s Servicing Account as received and will include scheduled principal payments due during the related Collection Period and interest accrued on the ending scheduled balance from the prior Collection Period.

[ ] through [ ]	Prepayment Period:

Principal prepayments received by the Servicer during the related Prepayment Period ([    ] through [    ]) will be deposited into such Servicer’s Servicing Account for remittance to the [    ] on the Servicer Remittance Date.

[month and day]	Servicer Remittance Date:

The Servicer will remit collections and recoveries in respect of the Mortgage Assets to the [    ] for deposit into the Collection Account on or prior to the [    ] day of each month (or if the 1[    ] day is not a Business Day, the [    ] Business Day), as specified in the Servicing Agreement.

[month and day]	[Master Servicer Remittance Date:]

[    ] Business Days immediately before the Payment Date, the Master Servicer will remit to the [Trust Administrator][Indenture Trustee] amounts on deposit in the Collection Account for deposit into the [    ] Account, including any Advances made by the Servicer [or the Master Servicer] for that Payment Date.

[month and day]	Record Date:	Payments will be made to Noteholders of record for all classes as of the Business Day [ ] the related Payment Date.
[month and day]	Deposit Date:	On [ ], the [Trust Administrator][Master Servicer] will remit to the Indenture Trustee amounts on deposit in the [ ] Account for deposit into the Note Payment Account.
[month and day]	Payment Date:

On the [    ] day of each month (or if the [    ] day is not a Business Day, the next Business Day), [   ] will make payments to Noteholders from amounts on deposit in the Note Payment Account and, to the extent of funds available after all other required payments are made, will deposit into the Certificate Account any amounts remaining.

Succeeding months follow the same pattern.

Mortgage Asset Servicing

General

The Servicer will have primary responsibility for servicing the Mortgage Assets as described under “Administration of the Trust—Servicing Responsibilities” above. Each of the Indenture Trustee, the Master Servicer are either parties or third party beneficiaries under the Servicing Agreement and can enforce the rights of the Seller thereunder. See “Servicing of Loans” in the prospectus.

Under the Servicing Agreement, the [Master Servicer][Indenture Trustee] has the authority to terminate the Servicer for certain events of default which indicate that either the Servicer is not performing, or is unable to perform, its duties and obligations under the related Servicing Agreement. If the [Master Servicer][Indenture Trustee] terminates the Servicer, the [Master Servicer][Indenture Trustee] will be required to appoint a successor servicer as provided in the Transfer and Servicing Agreement. Notwithstanding anything to the contrary in the prospectus, the [Master Servicer][Indenture Trustee] will not be ultimately responsible for the performance of the servicing activities by the Servicer, except as described under “—Advances” below.

In addition, under the Servicing Agreement, the Seller has the right to terminate the Servicer, without cause, upon [    ] notice, subject to certain conditions set forth in the Servicing Agreement, including payment of unreimbursed or unpaid Advances, servicing advances, Servicing Fees and applicable expenses of the Servicer in connection with the transfer of the Mortgage Assets to a successor servicer, [and payment of a termination fee which shall be payable by the Seller from its own funds and not reimbursable from the Trust]. Any such termination without cause requires the consent of the Master Servicer, the Indenture Trustee and receipt of confirmation from the Rating Agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then current ratings of any of the Notes. The Seller, with the prior written consent of the Master Servicer, may also terminate the Servicer if losses or delinquencies on the Mortgage Assets exceed certain trigger levels specified in the Servicing Agreement. No termination fee is paid to the terminated Servicer under such special termination events, but the Servicer will be reimbursed for unpaid Advances, servicing advances and Servicing Fees.

Any successor servicer must be qualified to service home equity lines of credit for Freddie Mac or Fannie Mae and must have a net worth of not less than $25,000,000.

Servicing Accounts and the Collection Account

The Servicer will establish and maintain a segregated Servicing Account in the name of the Indenture Trustee into which the Servicer will deposit payments on account of interest and principal for the related Mortgage Assets, less its Servicing Fee, as described under “Servicing of Loans—Deposits to and Withdrawal from the Collection Account” and “—Servicing Accounts” in the prospectus.  On the Servicer Remittance Date, the Servicer will remit the amounts on deposit in its Servicing Account to the [Master Servicer][Indenture Trustee] for deposit into the [    ] Account, which is maintained by [    ]. The Servicer and [    ] are entitled to reimburse themselves from the related Servicing Account or [    ] Account, as applicable, for any Advances made and expenses incurred, as described below under “—Servicing Compensation and Payment of Expenses” and “—Advances.” The Servicing Accounts and the [    ] Account will consist solely of amounts relating to the Mortgage Assets, and amounts on deposit therein will not be commingled with any other funds not related to the Trust.

Servicing Compensation and Payment of Expenses

[As compensation for master servicing, the Master Servicer is entitled to the compensation described under “Fees and Expenses of the Trust.”]

The Servicer will be paid the applicable Servicing Fee for each Mortgage Asset serviced by it and any successor to the Servicer will in all cases receive a fee in an amount equal to, but not greater than, the applicable Servicing Fee. As additional servicing compensation, the Servicer is entitled to retain [    ].

The Servicing Fees are subject to reduction as described below under “Prepayment Interest Shortfalls”. See “Servicing of Loans—Servicing Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by [the Master Servicer and] the Servicer. The [Master Servicer and] the Servicer will be entitled to reimbursement for certain expenses prior to payment of any amounts to Noteholders. See “Servicing of Loans—Collection Procedures; Escrow Accounts” and “—Servicing Compensation and Payment of Expenses” in the prospectus.

Waiver or Modification of Mortgage Asset Terms

The Servicer may waive, modify or vary any term of any Mortgage Asset or consent to the postponement of strict compliance with any term of any Mortgage Asset so long as that waiver, modification or postponement is not materially adverse to the Trust; provided, however, that unless the Servicer has received the prior written consent of the [Master Servicer] [Indenture Trustee], the Servicer may not permit any modification for any Mortgage Asset that would change the Mortgage Rate, increase the amount of the credit line, terminate a dormant Mortgage Asset, reduce the credit line, eliminate the ability to make future drafts on the credit line, defer or forgive the payment of principal or interest, reduce or increase the outstanding Scheduled Principal Balance (except for actual payments of principal) or change the final maturity date on that Mortgage Asset.  In the event of any such modification that permits the deferral of interest or principal payments on any Mortgage Asset, the Servicer must make an Advance.

Prepayment Interest Shortfalls

When a borrower prepays a Mortgage Asset in full or in part between Scheduled Payment dates, the borrower pays interest on the amount prepaid only from the last Scheduled Payment date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. Any Prepayment Interest Shortfall is generally required to be paid by the Servicer, but only to the extent that such amount is not offset by Prepayment Interest Excess, if any, and does not exceed the total of the Servicing Fees on the Mortgage Assets serviced by it for the applicable Payment Date. The [Master Servicer] [Indenture Trustee] is not required to fund any Prepayment Interest Shortfall required to be funded but not funded by the Servicer or a successor servicer as discussed herein.

Advances

The Servicer will generally be obligated to make Advances and servicing advances to the extent that such Advances or servicing advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Mortgage Asset. The [Master Servicer] [Indenture Trustee] will be obligated to make any required Advance if the Servicer fails in its obligation to do so, to the extent provided in the Transfer and Servicing Agreement. The [Master Servicer] [Indenture Trustee] and the Servicer, as applicable, will be entitled to recover any Advances or servicing advances made by it with respect to a Mortgage Asset out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient or if such Servicer believes such Advances or servicing advances will not be recoverable, from collections on other Mortgage Assets. Such reimbursements may result in Realized Losses.

The purpose of making these Advances is to maintain a regular cash flow to the Noteholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the monthly payments on Mortgage Assets due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a Relief Act Reduction. No party which makes an Advance is entitled to interest on those Advances.

Collection of Taxes, Assessments and Similar Items

The Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Assets, and will make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

The [Master Servicer] [Indenture Trustee] and the Servicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

The Servicing Agreement will provide that the Servicer will certify to the Depositor, the Indenture Trustee [and the Master Servicer] that all information prepared by it and provided to the [Master Servicer] [Indenture Trustee] relating to the Mortgage Assets serviced by the Servicer is accurate and complete in all material respects as of the last day of the period covered by that report and that generally the Servicer is in compliance with its obligations to report to the Master Servicer and is in compliance with its obligations under the Servicing Agreement. [The Transfer and Servicing Agreement will provide that each year the Master Servicer will certify to the [Trust Administrator][Indenture Trustee] that for the prior calendar year, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under the Transfer and Servicing Agreement in all material respects throughout that year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to the Master Servicer and the nature and status thereof, and the Master Servicer has received from the Servicer an annual certificate of compliance and a copy of that Servicer’s annual audit report, in each case to the extent required under the Servicing Agreement, or, if any such certificate or report has not been received by the Master Servicer, the Master Servicer is using its best reasonable efforts to obtain such certificate or report.]

[The Transfer and Servicing Agreement will also provide that each year during which the Master Servicer directly services any of the Mortgage Assets, as servicer, a firm of independent accountants will furnish a statement to [   ] to the effect that such firm has examined certain documents and records relating to the servicing of home equity lines of credit similar to the Mortgage Assets by the Master Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Transfer and Servicing Agreement, except for (1) exceptions as the firm believes to be immaterial and (2) any other exceptions set forth in such statement.]

[Master Servicer Default;] Servicer Default

[If the Master Servicer is in default in its obligations under the Transfer and Servicing Agreement, the Indenture Trustee may, and must if directed to do so by Noteholders having more than 50% of the Voting Rights applicable to each class of Notes affected thereby, terminate the Master Servicer. In such event, the Indenture Trustee, pursuant to the terms of the Transfer and Servicing Agreement, will either assume the duties of Master Servicer or appoint a successor master servicer in accordance with the standards set forth in the Transfer and Servicing Agreement.]

If the Servicer is in default in its obligations under the Servicing Agreement, the [Master Servicer] [Indenture Trustee] may, at its option, terminate the defaulting Servicer and either appoint a successor servicer in accordance with the applicable Servicing Agreement and the Transfer and Servicing Agreement, or succeed to the responsibilities of the terminated Servicer.

Amendment of the Servicing Agreement

The Servicing Agreement may generally be amended, without notice to or consent of the Noteholders, with the written consent of [the Master Servicer,] the Seller, the Servicer and the Indenture Trustee; provided, that the party requesting such amendment must, at its own expense, provide the Indenture Trustee, [the Master Servicer] and the Seller with an opinion of independent counsel that the amendment will not materially adversely affect the interest of the Noteholders. Any amendment pursuant to the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Noteholder if the Indenture Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Notes.

Custody of the Mortgage Files

The Servicer will generally not have responsibility for custody of the Mortgage Asset documents described under “The Sale and Assignment Agreement and the Transfer and Servicing Agreement—Assignment of Mortgage Assets” below. These documents are generally required to be delivered to the applicable Custodian. Each Custodian will hold the related Mortgage Asset documents on behalf of the Indenture Trustee pursuant to a Custodial Agreement between that Custodian and the Indenture Trustee. The Mortgage Asset documents related to a Mortgage Asset will be held together in an individual file separate from other home equity line of credit files held by that Custodian. Each Custodian will maintain the Mortgage Asset documents in a fireproof facility intended for the safekeeping of home equity line of credit files. The Custodian will be paid the fees as described under “Fees and Expenses of the Trust” herein.

[Optional Purchase of Defaulted Mortgage Assets

Subject to certain limitations set forth in the Servicing Agreement, the [    ] will have the right, but not the obligation, to purchase for its own account any Distressed Mortgage Asset for a purchase price equal to the outstanding principal balance of such Mortgage Asset, plus accrued interest thereon to the date of repurchase, plus any unreimbursed Advances, servicing advances or unpaid Servicing Fees allocable to the Distressed Mortgage Asset. The [    ] is prohibited from using any procedure in selecting Distressed Mortgage Assets to be repurchased which would be materially adverse to Noteholders. Any such repurchase shall be accomplished by remittance to the [Master Servicer] [Indenture Trustee] of the purchase price for the Distressed Mortgage Asset for deposit into the Collection Account.]

[Special Servicer for Distressed Mortgage Assets

The Seller, with the consent of the Master Servicer, has the option under the Servicing Agreement to transfer any Mortgage Asset which becomes a Distressed Mortgage Asset for servicing by a special servicer selected by the Seller. Any special servicing fee paid to a special servicer will not exceed the related Servicing Fee Rate.]

[Pledge of Servicing Rights

The Servicing Agreement permits the Servicer to obtain financing by means of a pledge and assignment of their rights to reimbursement for outstanding Advances and other rights under the Servicing Agreement to one or more lenders. To the extent provided under any such financing arrangement, upon default by the Servicer, the lender may appoint a successor servicer; provided, such successor servicer meets all existing requirements for appointment of a successor servicer under the related Servicing Agreement and the Transfer and Servicing Agreement. See “—General” above.]

The Trust Agreement, Indenture and Administration Agreement

General

The Notes will be issued pursuant to the Indenture. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Indenture and the Notes. Notes in certificated form will be transferable at the Corporate Trust Office of the Indenture Trustee, which will serve as paying agent and note registrar. The Indenture Trustee will provide to a prospective or actual Noteholder, without charge, on written request, an electronic copy (without exhibits) of the Indenture. Requests should be addressed to [     ].

The Issuing Entity

[     ] will be a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement.  The Issuing Entity will not engage in any activity other than acquiring, holding and managing the Mortgage Assets and the other assets of the Trust and proceeds therefrom, issuing the Securities, making payments on the Securities, and related activities.

On the Closing Date, the Issuing Entity will purchase the Mortgage Assets from the Depositor pursuant to the Transfer and Servicing Agreement.  The Issuing Entity will pledge the Mortgage Assets and other Trust assets to the Indenture Trustee as security for the issuance of the Notes, with the class designations specified under “Description of the Notes—General,” pursuant to the Indenture.  The Depositor will sell the Notes to the Underwriter and apply the net proceeds of such sale to the purchase of the Mortgage Assets.

Other than the Mortgage Assets and the other Trust assets pledged as collateral for the Notes, the Issuing Entity will not have any significant assets available for payment of the Notes.

The Issuing Entity’s principal offices are located in [     ], at the address set forth below under “—The Owner Trustee.”

The Owner Trustee

[     ] will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement.  The Owner Trustee is a [     ] and its principal offices are located at [     ].  [The Owner Trustee has acted as trustee for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the Mortgage Assets during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Owner Trustee performed [    ].]  The Owner Trustee will be entitled to receive as compensation for its services [     ], as set forth under “Fees and Expenses of the Trust” and will be entitled to reimbursement for expenses and certain other amounts prior to payment of any amounts to Noteholders.

The Trust Administrator and the Depositor will perform on behalf of the Owner Trustee and the Trust certain administrative functions required under the Indenture and Transfer and Servicing Agreement pursuant to the terms of the Administration Agreement.

The Ownership Certificate

The equity ownership in the Trust will be evidenced by the Ownership Certificate.  The Residual Holder will be entitled to receive on each Payment Date any remaining cash flow from Mortgage Asset collections after all principal and interest due on the Notes and other expenses of the Trust for such Payment Date have been made.

The Indenture Trustee

[     ] will be the Indenture Trustee under the Indenture. Its principal offices are at [    ].  [The Indenture Trustee has acted as trustee for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the Mortgage Assets during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Indenture Trustee performed [    ].]

The Indenture Trustee’s functions, duties and responsibilities are described under “—Certain Matters Under the Agreements” below.  The Indenture Trustee will be entitled to receive as compensation for its services [     ], as set forth under “Fees and Expenses of the Trust.”  The Indenture Trustee will also be entitled to customary indemnification for certain costs and expenses prior to payment of any amounts to Noteholders. For a description of the limitations on the Indenture Trustee’s liability and any indemnification provisions that entitle the Indenture Trustee to be indemnified from the cashflow that otherwise would be used to pay the Notes, see “—Certain Matters Under the Agreements— Expenses and Indemnities of the Owner Trustee and Indenture Trustee” below.  The Indenture Trustee’s Corporate Trust Office for purposes of presentment and surrender of the Offered Notes for the final payment thereon is located at [     ], or any other address that the Indenture Trustee may designate from time to time by notice to the Noteholders, the Owner Trustee, the Depositor and the Master Servicer.

[If multiple trustees are involved in transaction, state each trustee’s name and form of organization. A description of each trustee’s functions, duties, responsibilities, limitations on liability and indemnification provisions to be provided as applicable.]

The Trust Administrator

The Trust Administrator will be [    ], a [    ].  Its principal offices are at [    ].  [The Trust Administrator has acted as trustee for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the Mortgage Assets during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Trust Administrator performed [    ].]

The Trust Administrator will be responsible under the Administration Agreement for [    ] and [    ]. The Trust Administrator will prepare the payment date statements and [    ]. The Trust Administrator will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information. The Trust Administrator is entitled to the compensation described under “Fees and Expenses of the Trust.”]

Certain Matters under the Agreements

Events of Default Under the Indenture.  An Indenture Default will consist of:

1)

default in the payment of any Current Interest on the most senior class of Notes then outstanding when the same becomes due and payable under the Transfer and Servicing Agreement, and such default continues for a period of five days;

2)

failure to pay the entire principal of any Note (other than the Class [P] Notes) when the same becomes due and payable under the Transfer and Servicing Agreement or on the applicable Final Scheduled Payment Date;

3)

failure to observe or perform any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any certificate delivered pursuant to the Indenture proving to have been incorrect in any material respect as of the time when the same was made, and that default continues or is not cured, for a period of 30 days after notice is given to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the outstanding Note Principal Balance of the Notes specifying that default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder;

4)

the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

5)

the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

If an Indenture Default occurs and is continuing, the Indenture Trustee or Holders of a majority by principal balance of the Priority Class or Classes of Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the Holders of a majority by principal balance of such Priority Class or Classes of Notes.

If the Notes are declared immediately due and payable following an Indenture Default, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on collateral pledged to secure the Notes, exercise remedies as a secured party, sell the assets of the Trust Estate pledged to secure the Notes, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the Indenture Trustee is prohibited from selling the assets of the Trust Estate following an Indenture Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Priority Class or Classes of Notes, unless (i) the holders of all outstanding Notes consent to such sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) the Indenture Trustee determines that the proceeds of the Trust Estate and the other property of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66-2/3% of the aggregate outstanding amount of the Notes.

If the collateral securing the Notes is sold following an Indenture Default, proceeds of such sale will be applied in the order of priority provided in the Indenture.

If an Indenture Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

Except as described above in the case of an Indenture Default, no Noteholder will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Indenture Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority in principal amount of such outstanding Notes.

In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Neither the Indenture Trustee nor the Owner Trustee in their respective individual capacities, nor the Residual Holder, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

[Redemption. The Notes are subject to redemption under the circumstances described under “Description of the Notes—Optional Purchase of the Mortgage Assets.”

The Indenture will be discharged upon the delivery to the Indenture Trustee for cancellation of all Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes. Upon the payment in full of all outstanding Notes and the discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, and the Residual Holder will succeed to all the rights of the Noteholders pursuant to the Transfer and Servicing Agreement.]

Expenses and Indemnities of the Owner Trustee and Indenture Trustee.  The Owner Trustee will be entitled to reimbursement of all reasonable expenses incurred by it in accordance with the Trust Agreement.  Such reimbursement will be paid from amounts allocable to interest and principal on the Mortgage Assets, prior to payment of any amounts to Noteholders.  The Owner Trustee will also be entitled to indemnification from the Trust for any claim, loss, liability or expense incurred by it in connection with the administration of the Trust and the performance of its duties under the Trust Agreement or any other document or agreement to which the Issuer or the Owner Trustee is a party, except to the extent that any such claim, loss, liability or expense arises out of or results from [     ]’s own willful misconduct, fraud or gross negligence or results from any of the other circumstances that are specified in the Trust Agreement.  Any amounts payable in connection with such indemnification will be paid from the Certificate Account prior to payment of any amounts distributable to the Ownership Certificate under the Transfer and Servicing Agreement.

The Indenture Trustee will be entitled to reimbursement of all reasonable expenses incurred by it and any disbursements or advances made by it in accordance with the Indenture or the Transfer and Servicing Agreement, except for expenses incurred or any disbursements and advances made by it in the routine administration of its duties under the Indenture and the Transfer and Servicing Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct.  The Indenture Trustee will also be entitled to indemnification from the Trust for any claim, loss, liability or expense, including reasonable attorneys’ fees, incurred by it in connection with the administration of the Trust and the performance of its duties under the Indenture, the Transfer and Servicing Agreement or any other document or agreement to which the Indenture Trustee is a party.

The Indenture Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from amounts allocable to interest and principal on the Mortgage Assets, prior to payment of any amounts to Noteholders.

Resignation or Removal of Owner Trustee and Indenture Trustee.  The Owner Trustee may, upon 30 days’ advance written notice to the Depositor, the Residual Holder and the Indenture Trustee, resign at any time, in which event the Depositor will appoint a successor Owner Trustee that satisfies the eligibility requirements provided in the Trust Agreement.  The Owner Trustee may also be removed at any time by the Depositor if (a) the Owner Trustee ceases to be eligible to continue to act as Owner Trustee under the Trust Agreement, (b) the Owner Trustee is legally unable to act or is adjudged bankrupt or insolvent or (c) a receiver or other public officer takes charge of the Owner Trustee or its property.  If the Owner Trustee is removed the Depositor will promptly appoint a successor Owner Trustee.  If a successor Owner Trustee does not take office within 30 days after the retiring Owner Trustee resigns or is removed, the retiring Owner Trustee may petition any court of competent jurisdiction for appointment of a successor Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee will not become effective until acceptance of the appointment by the successor Owner Trustee, whereupon the Securities Administrator will provide notice of such resignation and appointment to the Residual Holder, the Indenture Trustee, the Noteholders and the Rating Agencies.

Any fees and expenses owed to the retiring Owner Trustee in connection with such resignation or removal will be paid as described above under “—Expenses and Indemnities of the Owner Trustee and Indenture Trustee.”

 The Indenture Trustee may, upon 90 days’ advance written notice to the Depositor, the Issuer, each Noteholder and each Rating Agency, resign at any time, in which event the Issuer will appoint a successor Indenture Trustee that satisfies the eligibility requirements provided in the Indenture.  The Indenture Trustee may also be removed at any time by the Issuer if (a) the Indenture Trustee ceases to be eligible to continue to act as Indenture Trustee under the Indenture; (b) the Indenture Trustee is adjudged bankrupt or insolvent; (c) a receiver or other public officer takes charge of the Indenture Trustee or its property; or (d) the Indenture Trustee otherwise becomes incapable of acting.  If the Indenture Trustee is removed the Issuer will promptly appoint a successor Indenture Trustee.  If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the holders of more than 50% of the aggregate Class Principal Amount of the outstanding Notes may petition any court of competent jurisdiction for appointment of a successor Indenture Trustee.

Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee, whereupon the successor Indenture Trustee will mail notice of its succession to all Noteholders.  The predecessor Indenture Trustee will be required to transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

Any fees and expenses owed to the retiring Indenture Trustee in connection with such resignation or removal will be paid as described above under “Expenses and Indemnities of the Owner Trustee and Indenture Trustee.”

Administration

The Trust Administrator or the Depositor will agree, to the extent provided in the Administration Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuer under the Transfer and Servicing Agreement, the Indenture and the Trust Agreement.  Neither [     ] nor the Depositor will receive additional compensation for their services under the Administration Agreement.

Amendment

Generally, the Trust Agreement, the Indenture and the Administration Agreement are subject to amendment by the parties thereto under conditions similar to those described under “The Sale and Assignment Agreement and the Transfer and Servicing Agreement—Amendment,” except that in the case of the Trust Agreement references to Notes and Noteholders should be read as referring to Ownership Certificate and the Residual Holder, and in the case of the Indenture such references should be read as referring to Notes and Noteholders. Any amendment of the provisions of the Indenture will take the form of a supplemental indenture.  In addition to the purposes described under “The Sale and Assignment Agreement and the Transfer and Servicing Agreement—Amendment,” the Trust and the Indenture Trustee may enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of correcting or amplifying the description of the Trust Estate subject to the Indenture, evidencing the succession of a successor to the Trust, adding to the covenants of the Trust or surrendering any power conferred upon the Trust under the Indenture, or conveying or pledging any property to the Indenture Trustee.

Servicing

For a summary description of certain provisions of the Transfer and Servicing Agreement and the Servicing Agreements regarding servicing of the Mortgage Assets, see “Servicing of the Mortgage Assets” above.

The Sale and Assignment Agreement and the
Transfer and Servicing Agreement

General

On the Closing Date, pursuant to the Sale and Assignment Agreement, the Seller will sell the Mortgage Assets to the Depositor. Pursuant to the Transfer and Servicing Agreement, the Depositor will, in turn, sell the Mortgage Assets to the Trust.

Assignment of Mortgage Assets

The Mortgage Assets will be assigned by the Depositor to the Trust, together with all principal and interest received with respect to such Mortgage Assets on and after the Cut-off Date (other than Scheduled Payments due on that date). Pursuant to the Indenture, the Trust will pledge all of its interest in such assets and any other property comprising the Trust Estate to the Indenture Trustee as security for the Notes.

Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the Transfer and Servicing Agreement which will specify with respect to each Mortgage Asset, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date, the Servicer and custodian of the mortgage file, and the applicable prepayment penalty provisions, if any.

As to each Mortgage Asset, the documents described in the prospectus under “The Agreements—Assignment of Primary Assets” are generally required to be delivered to the applicable Custodian on behalf of the Indenture Trustee in accordance with the Transfer and Servicing Agreement.   [Describe any exceptions.]

Representations and Warranties

The Mortgage Assets were [purchased pursuant to various Sale Agreements by the Seller directly from the Transferor] [are originated by [affiliates of] LBH].

[Pursuant to the terms of the Sale Agreement, the Transferor has made to the Seller, as direct purchaser or assignee, as of the Sale Date certain representations and warranties concerning the Transferred Mortgage Assets that generally include representations and warranties similar to those summarized in the prospectus under the heading “Loan Underwriting Procedures and Standards—Representations and Warranties.” The Seller’s rights under the Sale Agreement will be assigned by the Seller to the Depositor pursuant to the Sale and Assignment Agreement and, in turn, assigned by the Depositor to the Trust pursuant to the Transfer and Servicing Agreement.]  [With respect to any Lehman Originated Mortgage Assets, the Seller will make certain representations and warranties to the Depositor in the Sale and Assignment Agreement concerning such Lehman Originated Mortgage Assets that generally include representations and warranties similar to those summarized in the Prospectus under the heading “Loan Underwriting Procedures and Standards—Representations and Warranties” which will be, in turn, assigned by the Depositor to the Trust pursuant to the Transfer and Servicing Agreement.]

In addition to the representations and warranties summarized in the prospectus under the heading “Loan Underwriting Procedures and Standards—Representations and Warranties,” the Transferor has also made the following representations and warranties:  [List any Mortgage Asset representations and warranties which are material and are not listed in the prospectus.]

Within the period of time specified in the Transfer and Servicing Agreement following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the Mortgage Asset, or receipt of notice of such breach, the applicable Transferor or the Seller will be obligated to cure such breach or repurchase the affected Mortgage Asset from the Trust for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus any costs and damages incurred by the Trust in connection with any violation of any anti-predatory or anti-abusive lending laws (or, in certain circumstances, to substitute another home equity line of credit).

In addition, pursuant to the Sale and Assignment Agreement, with respect to any Transferred Mortgage Assets, the Seller will make to the Depositor (and the Depositor will assign to the Trust) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the Mortgage Assets between the applicable Sale Date and the Closing Date. In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by the applicable Transferor as described above, the Seller will be obligated in the same manner as the Transferor to cure such breach or repurchase the affected Mortgage Asset from the Trust, as described above. However, the Seller will have no obligation to cure a breach or repurchase a Transferred Mortgage Asset if the relevant breach constitutes a breach of a representation or warranty made by the related Transferor under the related Sale Agreement and such Transferor fails to fulfill its obligations. Notwithstanding the foregoing, the Seller will represent in the Sale and Assignment Agreement with respect to any Transferred Mortgage Assets in the event of a breach of those representations set forth in clauses (1) through (4) of the immediately preceding paragraph, the Seller will be directly obligated to cure such breach or repurchase or replace the affected Mortgage Asset.

To the extent that any Mortgage Asset as to which a representation or warranty has been breached is not repurchased by the applicable Transferor or the Seller and a Realized Loss occurs with respect to that Mortgage Asset, holders of the Notes, in particular the Subordinate Notes, may incur a loss.

Reports to Securityholders

The [Securities Administrator][Master Servicer] will prepare and, in the manner described under “Additional Information” above, will make available to each Securityholder on each Payment Date, or as soon thereafter as is practicable, a report setting forth the following information (on the basis of Mortgage Asset level information obtained from the Servicer):

•

[the aggregate amount of payments to be made on such Payment Date to the holders of each class of Notes allocable to principal on the Mortgage Assets, including Net Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments;]

•

[the aggregate amount of payments to be made on such Payment Date to the holders of each class of Notes allocable to interest, and the calculation thereof;]

•

[the amount, if any, of any distributions to the Residual Holder;]

•

[the amount of Monthly Advances and Servicing Advances for the related Collection Period, the amount of unrecovered Monthly Advances and Servicing Advances outstanding and the aggregate amount of nonrecoverable Monthly Advances and Servicing Advances;]

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[the total Scheduled Principal Balance of the Mortgage Assets for such Payment Date;]

•

[the Class Principal Amount of each class of Notes, giving effect to payments on such Payment Date;]

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[the amount of any Prepayment Premiums paid to the Class P Notes;]

•

[the amount of any Realized Losses incurred or received with respect to the Mortgage Assets (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date, and the aggregate Realized Losses during the preceding twelve-month period expressed as a percentage of the total Scheduled Principal Balances of the Mortgage Assets;]

•

[the amount of the Servicing Fees, [Credit Risk Manager’s Fees and] [other fees] paid with respect to such Payment Date;]

•

[the number and total Scheduled Principal Balance of Mortgage Assets (a) remaining outstanding, (b) delinquent 30 to 59 days on a contractual basis, (c) delinquent 60 to 89 days  on a contractual basis, (d) delinquent 90 or more days on a contractual basis, (e) as to which foreclosure proceedings have been commenced as of the close of business on the last business day of the calendar month immediately preceding the month in which such Payment Date occurs, (f) in bankruptcy and (g) as to which the Mortgaged Properties have become REO Properties;]

•

[the total Scheduled Principal Balance of any Mortgage Assets with respect to which the related Mortgaged Property became a REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs;]

•

[with respect to substitution of Mortgage Assets in the preceding calendar month, the Scheduled Principal Balance of each deleted Mortgage Asset, and of each substitute Mortgage Asset;]

•

[the level of LIBOR and any other applicable indices applicable to such Payment Date with respect to each class of Notes;]

•

[the Note Interest Rate applicable to such Payment Date with respect to each class of Notes;]

•

[the aggregate outstanding Carryforward Interest, Net Prepayment Interest Shortfalls, Deferred Amounts, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each applicable Class of Notes, after giving effect to the payment made on such Payment Date;]

•

[the Interest Remittance Amount, Principal Remittance Amount, the Principal Distribution Amount and the Aggregate Overcollateralization Release Amount applicable to such Payment Date;]

•

[if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Noteholders would have received if there were sufficient available amounts in the Note Payment Account and the amounts actually paid);]

•

[the aggregate outstanding Prepayment Interest Shortfalls and Basis Risk Shortfalls, if any, for each class of Notes, after giving effect to payments on such Payment Date;]

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[the Overcollateralization Amount after giving effect to the payments made on such Payment Date;]

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[the amount of any Overcollateralization Deficiency after giving effect to payments on such Payment Date;]

•

[the amount of any payments made or received pursuant to the Swap Agreement with respect to such Payment Date;]

•

[a statement as to whether any exchanges of Exchangeable Notes have taken place since the preceding Payment Date, and, if applicable, the names, note balances, including notional balances, note interest rates, and any interest and principal paid, including any shortfalls allocated, of any classes of notes that were received by the Noteholder as a result of such exchange; and]

•

any other information required pursuant to the Transfer and Servicing Agreement.

In addition, within 90 days after the end of each calendar year, the Indenture Trustee will prepare and make available to any person who at any time during the calendar year was a Securityholder of record, a report summarizing the items provided to the Securityholders pursuant to items ([    ]) and ([    ]) above on an annual basis as may be required to enable those Securityholders to prepare their federal income tax returns. Such information shall also include the amount of OID accrued on each class of Notes and information regarding the expenses of the Trust furnished by the Master Servicer to the Indenture Trustee. The [Securities Administrator][Master Servicer] will provide the Indenture Trustee with such information as is necessary for the Indenture Trustee to prepare such reports (and the Indenture Trustee may rely solely upon such information).

Amendment

The Transfer and Servicing Agreement may be amended by the Securityholders (1) to cure any ambiguity, (2) to conform the provisions of the Transfer and Servicing Agreement to the information contained herein or to correct or supplement any provision therein, (3) to make any other provision with respect to matters or questions arising under the Transfer and Servicing Agreement or (4) to add, delete or amend any provision in order to comply with any requirements imposed by the Code, ERISA and their related regulations; provided, however, that no such amendment, as evidenced by an Opinion of Counsel, will adversely affect the status of the Notes as debt for federal income tax purposes, and provided further, that no such amendment effected pursuant to clause (3) above will adversely affect in any material respect the interests of any Securityholder. Any such amendment will be deemed not to adversely affect in any material respect the interests of any Noteholder if the Rating Agency confirms that such action would not adversely affect the then-current ratings on the Offered Notes. The Transfer and Servicing Agreement may also be amended by the Depositor, the Issuer, the Master Servicer, and the Indenture Trustee with the consent of the holders of each Class of Notes affected thereby evidencing Voting Rights aggregating not less than 66-2/3% of each such Class and the Residual Holder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreement or modifying in any manner the rights of Securityholders; provided, however, that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any Notes or the Ownership Certificate without the consent of the holder of each such Security affected thereby or (2) reduce the percentage of Securities the holders of which are required to consent to any such amendment without the consent of the holders of all Securities affected thereby.

Voting Rights

At all times 98% of all voting rights will be allocated among the holders of the Offered Notes. The portion of such voting rights allocated to the Offered Notes will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate principal balance of the Mortgage Assets. The holders of the Class P Notes and the Ownership Certificate will each be allocated 1% of the voting rights. The voting rights allocation to any class of Notes will be allocated among all holders of each such class in proportion to the outstanding Note Principal Amount or percentage interest of such Notes.

Yield, Prepayment and Weighted Average Life

General

The yields to maturity on the Offered Notes will be affected by the rate of principal payments on the Mortgage Assets (including prepayments, which may include amounts received by virtue of repurchase, condemnation, insurance or foreclosure), the extent to which Mortgage Assets bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Assets with lower rates, the amount and timing of mortgagor delinquencies and defaults resulting in Realized Losses, the purchase price for the Notes and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. In general, if prevailing interest rates fall below the interest rates on the Mortgage Assets, the Mortgage Assets are likely to be subject to a higher rate of prepayment than if prevailing rates remain at or above the interest rates on the Mortgage Assets. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Assets, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Assets include changes in borrowers’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Assets may generally be prepaid at any time without penalty and generally have due-on-sale clauses.

The rate of principal payments on the Mortgage Assets will be affected by the amortization schedules of the Mortgage Assets, the rate and timing of prepayments thereon by the mortgagors, liquidations of defaulted Mortgage Assets and repurchases of Mortgage Assets due to certain breaches of representations and warranties or defective documentation. The weighted average remaining term to maturity of the Mortgage Assets is approximately [     ] months; seasoning may influence the performance of the Mortgage Assets. The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Assets may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Since the rate and timing of principal payments on the Mortgage Assets will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under “Yield, Prepayment and Maturity Considerations”), no assurance can be given as to the actual rate or the timing of principal payments on the Offered Notes. In general, the earlier a prepayment of principal of the related Mortgage Assets, the greater the effect on an investor’s yield to maturity. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

Prepayments, liquidations and repurchases of the Mortgage Assets will result in payments to holders of the Offered Notes of principal amounts that would otherwise be distributed over the remaining terms of the Mortgage Assets. The rate of defaults on the Mortgage Assets will also affect the rate and timing of principal payments on the Mortgage Assets. In general, defaults on home equity lines of credit are expected to occur with greater frequency in their early years.

[As described herein, approximately [     ]% of the Mortgage Assets do not provide for monthly payments of principal for the first [    ] years following origination. Instead, only monthly payments of interest are due during that period. Other considerations aside, because of these characteristics, borrowers may be disinclined to prepay the loans during the [    ] year period. In addition, because no principal is due on the loans for their initial [    ] year period, the Notes will amortize at a slower rate during that period than would otherwise be the case. Thereafter, when the monthly payments on the loans are recalculated on the basis of a twenty year, level payment amortization schedule as described herein, principal payments on the Notes are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the underlying loans were calculated on the basis of a [    ] year amortization schedule. The Mortgage Assets were generally originated (or modified) with Mortgage Rates for their first [    ] years below the rate that would have resulted if based on the Index and related Gross Margin. The Mortgage Assets may experience lower rates of prepayment during the period that the loans bear interest at the lower Mortgage Rates. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Mortgage Assets.]

The Note Interest Rate for the [    ] Notes at any time will be capped at a rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Assets. To the extent that Mortgage Assets bearing relatively high Mortgage Rates experience a more rapid rate of prepayment than Mortgage Assets with relatively low rates, the Note Interest Rate for the [    ] Notes will be reduced, and this reduction could be substantial.

If the purchaser of a Note offered at a discount from its initial principal amount calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Assets, the actual yield to maturity may be lower than that so calculated. Conversely, if the purchaser of a Note offered at a premium calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Assets, the actual yield to maturity may be lower than that so calculated.

The yields on the Offered Notes may be adversely affected by Net Prepayment Interest Shortfalls on the Mortgage Assets. The yields on the Offered Notes may also be adversely affected by reductions in the Mortgage Rates under the Relief Act or similar state or local laws.

The effective yields to holders of the [    ] Notes will be lower than the yields otherwise produced by the Note Interest Rate and the related purchase price because monthly payments will not be made to the holders until the [    ] day (or the immediately following Business Day if the [    ] day is not a Business Day) of the month following the month in which interest accrues on the Note (without any additional payment of interest or earnings thereon in respect of any delay.

The rate of prepayment on the Mortgage Assets cannot be predicted. Neither the Seller nor the Master Servicer is aware of any relevant studies or statistics on the rate of prepayment of such Mortgage Assets. Generally, home equity lines of credit are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Assets may experience a higher rate of prepayment than traditional first lien or second lien mortgages. Conversely, because the Mortgage Assets amortize as described herein, rates of principal payment on the Mortgage Assets will generally be slower than those of traditional fully-amortizing first lien mortgages with the same loan terms in the absence of prepayments on such Mortgage Assets. The prepayment experience of the Trust with respect to the Mortgage Assets may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the Credit Line Agreements and changes affecting the deductibility for federal income tax purposes of interest payments on home equity loans. All of the Mortgage Assets contain “due-on-sale” provisions and the Servicer intend to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a “due-on-sale” provision will have the same effect as a prepayment of the related Mortgage Asset. See “Legal Aspects of the Loans -- Due-on-Sale Clauses in Mortgage Assets” in the prospectus.

[Subordination of the Class [      ] Notes

On each Payment Date, the holders of any higher ranking Class of Notes will have a preferential right to receive amounts of interest and principal due to them on that Payment Date before any payments are made on any Class of Notes subordinate to that Class. As a result, the yields to maturity and the aggregate amount of payments on the Class [     ] Notes will be more sensitive than the yields of higher ranking Notes to the rate of delinquencies and defaults on the Mortgage Assets.

As more fully described herein, the principal portion of Realized Losses (other than Excess Losses) on the Mortgage Assets will be allocated first to the lower ranking Classes of Subordinate Notes, then to the Class [    ] Notes, then to the Class [    ] Notes, and then to the Class [    ] Notes, in that order, until the Class Note Principal Amount of each Class has been reduced to zero, before any Realized Losses will be allocated to the Senior Notes. The interest portion of Realized Losses (other than Excess Losses) will reduce the amount available for payment on the related Payment Date to the lowest ranking Class or Classes of Notes outstanding on that date.]

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Notes will be influenced by, among other things, the rate at which principal of the related Mortgage Assets is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest applied in reduction of the Note Principal Amounts of the Offered Notes.

Prepayments on home equity lines of credit are commonly measured relative to a [       ] prepayment standard or model. The model used in this prospectus supplement for the Mortgage Assets is [       ], which represents [       ].

[       ] does not purport to be either a historical description of the prepayment experience of the  home equity lines of credit or a prediction of the anticipated rate of prepayment of any home equity lines of credit, including the Mortgage Assets to be included in the Trust.

The tables set forth on Annex B-2 to this prospectus supplement were prepared based on the following modeling assumptions:

[Detailed list of all modeling assumptions to be provided.]

The actual characteristics and the performance of the Mortgage Assets will differ from the assumptions used in constructing the tables set forth on Annex B-2 hereto, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Assets will prepay at a constant rate until maturity, that all of the Mortgage Assets will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Assets. Moreover, the diverse remaining terms to maturity and Mortgage Rates of the Mortgage Assets could produce slower or faster principal payments than indicated in the tables at the various percentages of [       ] specified, even if the weighted average remaining terms to maturity and the weighted average Mortgage Rates of the Mortgage Assets are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Assets, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the [    ] Notes to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of [       ].

Subject to the foregoing discussion and assumptions, the tables set forth on Annex B-2 hereto indicate the weighted average lives of the [    ] Notes and set forth the percentages of the initial Class Principal Amounts of the [    ] Notes that would be outstanding after each of the Payment Dates shown at various percentages of [       ].

The weighted average life of a [    ] Note is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the [    ] Note to the related Payment Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

Material Federal Income Tax Considerations

Tax Classification of the Trust and of the Notes

In the opinion of [McKee Nelson LLP] [Dechert LLP] [Heller Ehrman LLP], assuming compliance with the Agreements, for U.S. federal income tax purposes, the Notes will be classified as debt instruments. In addition, the Owner Trustee, on behalf of the Trust, will agree, and beneficial owners of the Notes will agree by their purchase of Notes, to treat the Notes as debt instruments for U.S. federal income tax purposes.

In the opinion of [McKee Nelson LLP] [Dechert LLP] [Heller Ehrman LLP], assuming compliance with the Agreements, for U.S. federal income tax purposes, the Trust will not be classified as an association taxable as a corporation, a publicly traded partnership or a taxable mortgage pool.

Tax Consequences to Holders of the Notes

Interest Income on the Notes.  The Notes may be treated as having been issued with OID. The beneficial owner of a note must include any OID with respect to such note in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives any cash currently attributable to such OID. See “Material Federal Tax Considerations—Taxation of Securities Treated as Debt Instruments—Election to Treat All Interest as OID” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount or bond premium, if any, will be a rate equal to [     ]% of CPR with respect to the HELOCs. See “Yield, Prepayment and Weighted Average Life” above. No representation, however, is made as to the rate at which principal payments or recoveries on the home equity lines of credit actually will occur.

Possible Alternative Treatments of the Notes.  If, contrary to the opinion of [     ], the IRS successfully asserted that a class of notes did not represent debt instruments for U.S. federal income tax purposes, those notes might be treated as equity interests in the trust. If a class of notes represented equity in the trust, payments of interest on that class of notes to a foreign person generally would be subject to U.S. tax and withholding requirements.

State and Local Income Tax Considerations

In addition to the federal income tax consequences described under “Material Federal Income Tax Considerations” above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the offered securities. State and local  income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

Legal Investment Considerations

[The Offered Notes will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Offered Notes.]

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors are encouraged to consult their own legal advisors to determine whether and to what extent the Offered Notes may be purchased by them.  See “Legal Investment Considerations” in the Prospectus.

Use of Proceeds

The net proceeds from the sale of the Offered Notes will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Mortgage Assets. The Mortgage Assets will be acquired by the Depositor from the Seller in a privately negotiated transaction.

ERISA Considerations

A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or the Code should carefully review with its legal advisors whether the purchase or holding of Notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See “ERISA Considerations” in the accompanying Prospectus.

Underwriting

Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter(s), the Depositor has agreed to sell to the Underwriter(s), and the Underwriter(s) [has/have] agreed to purchase from the Depositor, all of the Offered Notes [as expressed as a portion of Class Principal Amount or Class Notional Amount, as applicable, as set forth below].

[The allocation among the Underwriter(s) to be provided.]

The distribution of the Offered Notes by the Underwriter(s) will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter(s) may effect the transactions by selling the Notes to or through dealers, and the dealers may receive from the Underwriter(s), for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter(s) and any dealers that participate with the Underwriter(s) in the distribution of the Notes may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Act. The Underwriting Agreement provides that the Depositor will indemnify the Underwriter(s) against certain civil liabilities, including liabilities under the Act.

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[    ].

[         ] has entered into an agreement with the Depositor to purchase the Class [     ] Notes simultaneously with the purchase of the Offered Notes, subject to certain conditions.

Lehman Brothers Inc. is an affiliate of the Depositor, [the Seller,] [one of the Servicers] [and the Master Servicer].

Legal Matters

Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriter by [McKee Nelson LLP, Washington, D.C.] [Dechert LLP, New York, New York] [Heller Ehrman LLP, Seattle, Washington].

Ratings

It is a condition to the issuance of the Offered Notes that they have the applicable rating or ratings by [    ], [    ] and [    ] indicated under “Initial Note Ratings” in the table on page S-1.

The ratings of “AAA” and “Aaa” are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Offered Notes of payments in the amount of scheduled payments on the Mortgage Assets. The rating takes into consideration the characteristics of the Mortgage Assets and the structural and legal aspects associated with the Offered Notes. The ratings do not take into consideration any of the tax aspects associated with the Offered Notes. The ratings on the Offered Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Notes might suffer a lower than anticipated yield due to prepayments.

[The ratings do not address the likelihood that any Basis Risk Shortfall or Unpaid Basis Risk Shortfall will be paid to Noteholders.]

There will be no arrangements to have the ratings monitored while the Notes are outstanding.

The security ratings assigned to the Offered Notes should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Offered Notes by any rating agency other than those described above; there can be no assurance, however, as to whether any other rating agency will rate the Offered Notes or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Notes could be lower than the respective ratings assigned by the Rating Agencies described above.

Glossary of Defined Terms

80+ LTV Loans	First Lien Mortgage Assets having original Loan-to-Value Ratios in excess of 80%.
Accrual Period	For each class of [ ] and each Payment Date, the period beginning on [ ] and ending on [ ].
[Additional Mortgage Assets	Any additional mortgage assets to be added to the Trust during the Revolving Period, as described under “Acquisition by the Trust of Additional Mortgage Assets.”]
Adjustable Rate Mortgage Assets

Mortgage Assets for which the related mortgage note provides for adjustment of the applicable Mortgage Rate, as described under [“Description of the Mortgage Pool—Adjustable Rate Mortgage Assets” and “—The Indices.”]

Adjustment Date	With regard to the Adjustable Rate Mortgage Assets, each date on which the related Mortgage Rate is adjusted in accordance with the terms of the related mortgage note.
Administration Agreement	The administration agreement dated as of [ ], among [ ].
Advance

An advance of funds which [     ] is generally obligated to make with respect to delinquent payments of principal and interest on the Mortgage Assets (other than Balloon Payments), based on an interest rate adjusted to the related Mortgage Rate less the related Servicing Fee Rate.

Aggregate Overcollateralization Release Amount	[ ]
Applied Loss Amount

For any Payment Date, after giving effect to all Realized Losses incurred with respect to the Mortgage Assets during the related Collection Period and payments of principal on such Payment Date, the amount by which the [    ] exceeds [     ].

Balloon Loans

Any Mortgage Asset that provides for (1) equal monthly Scheduled Payments that will not reduce the Scheduled Principal Balance of the Mortgage Asset to zero at its maturity date and (2) a larger monthly payment due at its maturity date equal to the unpaid Scheduled Principal Balance of that Mortgage Asset, with interest thereon.

Balloon Payments	Final payments on Balloon Loans due on their maturity dates that are significantly larger than other monthly payments.
Basis Risk Payment

For any Payment Date, the sum of (1) any Basis Risk Shortfall for such Payment Date, (2) any Unpaid Basis Risk Shortfall for such Payment Date and (3) any Required Reserve Fund Amount (as specified in the Transfer and Servicing Agreement) for such Payment Date.

Basis Risk Reserve Fund	A reserve fund into which any amount of [ ] is deposited in order to pay Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls.
Basis Risk Shortfall

For each Payment Date and any class of [     ], the amount, if any, by which the amount calculated under the applicable Interest Rate formula exceeds the amount calculated under the applicable Net Funds Cap for such class.

BBA	The British Bankers’ Association.
Beneficial Owner	Any person acquiring an interest in a Book-Entry Note.
Book-Entry Notes	The Notes, other than any Definitive Note.
Business Day	Generally any day other than a Saturday or Sunday or a day on which banks in [ ] are closed.
Cap Contract	A limited recourse notional principal contract.
Carryforward Interest	For any class of [ ] and any Payment Date, the sum of [ ].
Certificate Account	The certificate account maintained by or on behalf of the Trust Administrator for the benefit of the Trust and the Residual Holder.
Class Principal Amount	For any class of [ ], the aggregate of the Note Principal Amounts of all notes of that class.
Clearstream Luxembourg	Clearstream Banking Luxembourg.
Clearstream Luxembourg Participants	Participating organizations that utilize the services of Clearstream Luxembourg.
Closing Date	[ ]
Code	The Internal Revenue Code of 1986, as amended.
Collection Account	The collection account maintained by the Master Servicer established in the name of the Indenture Trustee and for the benefit of the Securityholders.
Collection Period

For any Payment Date, the [      ] period beginning on the [      ] day of the [      ] month immediately preceding the month in which such Payment Date occurs and ending on the [      ] day of the month in which such Payment Date occurs.

Combined Loan-to-Value Ratio

For any Mortgage Asset at any date of determination, the ratio of the credit limit of such Mortgage Asset at the date of determination, plus the principal balance of each Mortgage Asset senior thereto based upon the most recent information available to the Seller, to (a) the appraised value of the Mortgaged Property , or (b) in the case of a Mortgaged Property purchased within one year of origination of such Mortgage Asset, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale.

Compensating Interest

For any applicable Payment Date and prepayments in full or in part, the amount required to be paid by [     ] in respect of any resulting Prepayment Interest Shortfalls up to an amount equal to the aggregate of the Servicing Fees received on the Mortgage Assets serviced by it.

Credit Line Agreement	With respect to any Mortgage Asset, the related home equity line of credit agreement and promissory note executed by the related borrower and any amendment or modification thereof.
Credit Scores

Statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower’s credit worthiness. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a home equity line of credit. Furthermore, Credit Scores were not developed specifically for use in connection with origination of home equity lines of credit, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of home equity line of credit characteristics on the probability of repayment by the borrower. The Credit Scores set forth in the tables in Annex A were obtained at either the time of origination of the related Mortgage Asset or more recently. Neither the Depositor nor [any of] the Originator[s] makes any representations or warranties as to the actual performance of any Mortgage Asset or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Asset according to its terms.

Current Interest	For any class of [ ] and any Payment Date, the aggregate amount of interest accrued at the applicable Interest Rate during the [ ].
Custodial Agreements	The custodial agreements, each between [ ] and [ ].
Custodians	On the Closing Date [ ], each in [its] capacity as a custodian, or any successor thereto.
Cut-off Date	[ ]
Cut-off Date Balance	The Scheduled Principal Balances of the Mortgage Assets as of the Cut-off Date.
Deferred Amount	For each Payment Date and for each class [ ], the amount by which [ ].
Definitive Note	A physical note representing any Note.
Deposit Date	The Business Day immediately preceding each Payment Date.
Designated Telerate Page

The Moneyline Telerate Service page 3750, or such other page as may replace page 3750, or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars.

Distressed Mortgage Asset	Any Mortgage Asset which becomes more than [90] days delinquent or for which [ ] has accepted a deed in lieu of foreclosure.
DTC	The Depository Trust Company.
ERISA	The Employee Retirement Income Security Act of 1974, as amended.
ERISA Restricted Offered Note	An Offered Note which does not have a rating of BBB- or above or Baa3 or above at the time of its acquisition by a Plan.
Euroclear	The Euroclear System.
Euroclear Participants	Participating organizations that utilize the services of Euroclear.
First Lien Mortgage Assets	Mortgage Assets secured by mortgages or deeds of trust or similar security instruments creating a first lien on the related Mortgaged Property.
Fixed Rate Mortgage Assets	Mortgage Assets for which the related mortgage note provides for a fixed Mortgage Rate for the entire amortization term of those Mortgage Assets.
Global Securities	The globally offered Notes.
Gross Margin	For Adjustable Rate Mortgage Assets, the interest rate margin specified in the related mortgage note.
Holder	The holder of any Note or Ownership Certificate.
HELOCs	The home equity lines of credit included in the Trust as of the Closing Date.
Indenture	The indenture dated as of [ ], among [ ].
Indenture Default	The events of default under the Indenture as described under “The Trust Agreement, Indenture and Administration Agreement—Certain Matters under the Agreements” in this prospectus supplement.
Indenture Trustee	[ ], or any successor thereto.
Index	The index applicable to any Adjustable Rate Mortgage Asset, based on [Six-Month LIBOR] or [One-Year CMT].
Initial Cap

For any Adjustable Rate Mortgage Asset, a fixed percentage specified in the related mortgage note beyond which the related Mortgage Rate generally will not increase or decrease on the first Adjustment Date.

Insurance Proceeds	Any amounts paid by an insurer under any standard hazard insurance policy, flood insurance policy or any other insurance policy relating to the Mortgage Assets or related Mortgaged Properties.
Interest Rate	[ ]
Interest Remittance Amount	For any Payment Date and any Mortgage Pool, an amount equal to [ ].
Interest-Only Mortgage Assets

Mortgage Assets that provide for payment of interest at the related Mortgage Rate, but no payment of principal, for the period specified in the related mortgage note following the origination of the related Mortgage Asset.

IRS	The Internal Revenue Service.
Issuing Entity	[ ]
LIBOR	The London Interbank Offered Rate.
LIBOR Business Day	Any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.
LIBOR Determination Date	The [ ] LIBOR Business Day preceding the commencement of each Accrual Period.
Liquidated Mortgage Asset

In general, a defaulted Mortgage Asset as to which [     ] has determined that all amounts that it expects to recover in respect of such Mortgage Asset have been recovered (exclusive of any possibility of a deficiency judgment).

Loan-to-Value Ratio

For any Mortgage Asset at any date of determination, the ratio of the credit limit of such Mortgage Asset at the date of determination, to (a) the appraised value of the Mortgaged Property, or (b) in the case of Mortgaged Property purchased within one year of origination of such Mortgage Asset, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale.

Maturity Date	The Payment Date in [ ].
Maximum Interest Rate	[ ]
Maximum Rate	For any Mortgage Asset, the rate specified in the related mortgage note which the related Mortgage Rate will never exceed.
Minimum Rate	For any Mortgage Asset, the rate specified in the related mortgage note which the related Mortgage Rate will never be less than.
Monthly Excess Cashflow	For any Payment Date, [ ].
Monthly Excess Interest	Any remaining Interest Remittance Amounts from [ ].
Mortgage Assets	The HELOCs and [list any other mortgage assets to be included] included in the Trust as of the Closing Date.
Mortgage Pool	[ ]
Mortgage Rate	For any Mortgage Asset, its applicable interest rate as determined in the related mortgage note as reduced by any application of the Relief Act.
Mortgaged Property	The real property securing a Mortgage Asset.
Net Funds Cap	For each Payment Date , an annual rate equal to [ ].
Net Liquidation Proceeds

All amounts, net of (1) unreimbursed expenses and (2) unreimbursed Advances and servicing advances, received and retained in connection with the liquidation of defaulted Mortgage Assets, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Noteholders by foreclosure or deed in lieu of foreclosure.

Net Prepayment Interest Shortfall	Any Prepayment Interest Shortfalls not funded by the Servicer.
Note Payment Account	A note payment account maintained by [ ] on behalf of the Noteholders.
Note Principal Amount

For any [     ] as of any Payment Date, its initial Note Principal Amount as of the Closing Date, as reduced by all amounts previously distributed on that Note in respect of principal prior to such Payment Date.

Noteholder	Any person acquiring a beneficial ownership interest in any Note.
Notes	The [ ].
Offered Notes	The [ ].
OID	Original issue discount.
One-Month LIBOR	The average of the interbank offered rates for one-month U.S. dollar deposits in the London market.
One-Year CMT

The weekly average yield on United States treasury security adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15(519) and most recently available as of the date 45 days before the related Adjustment Date.

Originators	The originators of the Mortgage Assets.
Optimal Interest Remittance Amount	For each Payment Date, the product of [ ].
Overcollateralization Amount	[ ]
Overcollateralization Deficiency	[ ]
Ownership Certificate	The single ownership certificate that evidences the equity ownership in the Trust.
Owner Trustee	[ ], or any successor thereto.
Participant	Participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.
Participation Interests

A participation interest in certain Mortgage Assets, established under a participation agreement.  Each participation interest will represent an entitlement to interest and principal payments on a single Mortgage Asset.

Payment Date	[ ]
Periodic Cap

For any Adjustable Rate Mortgage Asset, the fixed percentage specified in the related mortgage note above and below which the related Mortgage Rate will not be adjusted on any Adjustment Date, except for the first Adjustment Date.

Plan	Any employee benefit plan or other retirement arrangement that is subject to ERISA or to Section 4975 of the Code.
Pool Balance	For any Mortgage Pool as of any date of determination, the aggregate of the Scheduled Principal Balances of the Mortgage Assets in such Mortgage Pool as of such date.
Prepayment Interest Excess	For any Mortgage Asset, any excess of any interest received on that Mortgage Asset over one month’s interest at the Net Mortgage Rate.
Prepayment Interest Shortfall

The amount by which one month’s interest at the Mortgage Rate (as reduced by the related Servicing Fee Rate) on a Mortgage Asset as to which a voluntary prepayment has been made in the month preceding the month in which such prepayment is paid to Noteholders exceeds the amount of interest actually received in connection with such prepayment.

Prepayment Period	For each Payment Date for a prepayment [in part or in full], the [calendar month] immediately preceding the month in which such Payment Date occurs.
[Principal Payment Amount	For any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the amount, if any, by which [ ].]
[Principal Payment Amount	For each Mortgage Pool for any Payment Date, an amount equal to [ ].]
Principal Remittance Amount	For each Mortgage Pool and for any Payment Date, an amount equal to [ ].
Priority Class or Classes	The Class or Classes of Notes at any time outstanding that has the highest priority of payment of interest.
PTCE 95-60	Prohibited Transaction Class Exemption 95-60.
PTE	A Prohibited Transaction Exemption granted by the U.S. Department of Labor.
Purchase Price	An amount equal to the sum of [ ].
Rating Agencies	Each of [ ].
Realized Loss	The excess of the outstanding principal balance of a Liquidated Mortgage Asset over the related Net Liquidation Proceeds, to the extent allocable to principal.
Relevant Depositary	[ ] as depositary for Clearstream Luxembourg, and [ ] as depositary for Euroclear, individually.
Relief Act	The Servicemembers Civil Relief Act and similar state or local laws.
Relief Act Reduction	Any reduction of the applicable Mortgage Rate by application of the Relief Act.
Residual Holder	The holder of the Ownership Certificate.
[Revolving Account	An account maintained by [ ] on behalf of the Certificateholders for the purposes of acquiring Additional Mortgage Assets.]
[Revolving Period	The period from and including the Distribution Date in [ ] and ending on the Distribution Date in [ ].]
Sale Agreements	The transfer agreements pursuant to which [ ] purchased one or more of the Mortgage Assets directly from the Transferors.
Sale and Assignment Agreement	The home equity line of credit sale and assignment agreement dated as of [ ], between the Seller and the Depositor.
Sale Date	The date on which a Mortgage Asset was purchased by the [ ] pursuant to the related Sale Agreement.
Scheduled Payment	The monthly scheduled payment of interest and principal specified in the related mortgage note for the Mortgage Asset.
Scheduled Principal Balance

For any Mortgage Asset as of any date of determination, an amount generally equal to its outstanding principal balance as of the Cut-off Date after giving effect to Scheduled Payments due on or before such date, whether or not received, as reduced by (1) the principal portion of all Scheduled Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period immediately preceding such date of determination. The Scheduled Principal Balance of a Liquidated Mortgage Asset will be equal to zero.

Second Lien Mortgage Assets	Mortgage Assets secured by mortgages or deeds of trust or similar security instruments creating a junior lien on the related Mortgaged Property.
Securities	Collectively, the Notes and the Ownership Certificate.
Securities Act	The Securities Act of 1933, as amended.
Securityholder	A holder of a Security.
Seller	[ ]
Servicer Remittance Date	The [ ] day of each month.
Servicer	On the Closing Date, [ ] and any other Servicer servicing the Mortgage Assets.
Servicing Account	A custodial account maintained by each Servicer established in the name of Indenture Trustee.
Servicing Agreement	The servicing agreement, between the Seller and the Servicer.
Servicing Fee

For each Mortgage Asset, a monthly fee paid to each Servicer out of interest collections received from the related Mortgage Asset calculated at the Servicing Fee Rate on the outstanding principal balance of each Mortgage Asset.

Servicing Fee Rate	[ ]
Six-Month LIBOR	The average of the interbank offered rates for six-month U.S. dollar deposits in the London market, calculated as provided in the related mortgage note.
Six-Month LIBOR Mortgage Assets	Adjustable Rate Mortgage Assets providing for semi-annual adjustment of the related Mortgage Rate based on Six-Month LIBOR.
SMMEA	The Secondary Mortgage Market Enhancement Act of 1984, as amended.
Stepdown Date	The earlier of (x) [ ] or (y) [ ].
Subsequent Recovery	Any amount recovered with respect to a Liquidated Mortgage Asset for which a Realized Loss has been incurred after liquidation and disposition of such Mortgage Asset.
Substitution Amount

Generally equal to the amount, if any, by which the Scheduled Principal Balance of a Mortgage Asset required to be removed from a Mortgage Pool due to a breach of a representation or warranty or defective documentation exceeds the principal balance of the related substitute Mortgage Asset, plus unpaid interest accrued thereon, any unpaid Advances or servicing advances, unpaid Servicing Fees (and related interest) and the costs and damages incurred by the Trust in respect of such removed Mortgage Asset as a result of violations of any applicable federal, state or local predatory or abusive lending law with respect to such Mortgage Asset.

Target Amount	For any Payment Date, an amount equal to [ ].
Tax Counsel	[ ]
Transfer and Servicing Agreement	The transfer and servicing agreement dated as of [ ], among [ ].
Transferors	The various entities from which the [ ] purchased Mortgage Assets pursuant to the Sale Agreements.
Transferred Mortgage Assets	The Mortgage Assets purchased by [ ] from various Transferors under the Sale Agreements.
Trust	The trust created pursuant to the Trust Agreement.
Trust Accounts	The Note Payment Account, the Servicing Accounts, the Basis Risk Reserve Fund, the Collection Account, [the Trust Administration Account] and [ ].
[Trust Administration Account ]	[The trust adminstration account maintained by the Trust Administrator for the benefit of the Noteholders.]
Trust Agreement	The trust agreement dated as of [ ], among [ ].
Trust Estate	The Mortgage Assets and the other assets of the Trust and proceeds therefrom.
Underwriter	[ ]
Underwriting Agreement	Collectively, the underwriting agreement and the terms agreement between the Depositor and the Underwriter.
Underwriting Guidelines	The underwriting guidelines established by the Originator, in accordance with which the Mortgage Assets have been originated or acquired by the Originator.
Unpaid Basis Risk Shortfall

For any class of [     ] on any Payment Date, the aggregate of all Basis Risk Shortfalls for such class remaining unpaid from all previous Payment Dates, together with interest thereon at the applicable Interest Rate, computed without regard to the applicable Net Funds Cap, but limited to a rate no greater than the applicable Maximum Interest Rate.

[The following Annexes are incorporated by reference
into this prospectus supplement.]

 Annex A:
Certain Characteristics of the Mortgage Assets

The following tables set forth certain information as of the Cut-off Date, for the Mortgage Assets, in each case having the stated characteristics shown in the tables in each range. As used in these tables, the “non-zero weighted average” of any characteristic of the Mortgage Assets will not include in such weighted average those Mortgage Assets which do not have that characteristic (or for which that characteristic cannot be determined). (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

Property Types

Property Type	Number of Mortgage Assets	Aggregate Scheduled Principal Balance	Percentage of Mortgage Assets by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Cut-Off Date Scheduled Principal Balances

Range of Scheduled Principal Balances ($)	Number of Mortgage Assets	Aggregate Scheduled Principal Balance	Percentage of Mortgage Assets by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The average Scheduled Principal Balance is approximately $[           ].

Mortgage Rates

Range of Mortgage Rates (%)	Number of Mortgage Assets	Aggregate Scheduled Principal Balance	Percentage of Mortgage Assets by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The weighted average Mortgage Rate is approximately [    ]%.

Type of Mortgage Rates

Type of Mortgage Rates	Number of Mortgage Assets	Aggregate Scheduled Principal Balance	Percentage of Mortgage Assets by Aggregate Scheduled Principal Balance
		$	%
Fixed
Adjustable (Six Month LIBOR)
Adjustable (One Year CMT)

Total			$100.00%

The weighted average Mortgage Rate is approximately [    ]%.

Original Terms to Maturity

Range of Maturities (months)	Number of Mortgage Assets	Aggregate Scheduled Principal Balance	Percentage of Mortgage Assets by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The weighted average original term to maturity is approximately [     ] months.

Remaining Terms to Maturity

Range of Maturities (months)	Number of Mortgage Assets	Aggregate Scheduled Principal Balance	Percentage of Mortgage Assets by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The weighted average remaining term to maturity is approximately [   ] months.

Credit Limits

Credit Limits ($)	Number of Mortgage Assets	Aggregate Scheduled Principal Balance	Percentage of Mortgage Assets by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The aggregate credit limit of the Mortgage Assets is [   ]%.

Credit Limit Utilization Rates

Credit Limit Utilization Rates (%)	Number of Mortgage Assets	Aggregate Scheduled Principal Balance	Percentage of Mortgage Assets by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Loan Purposes

Loan Purposes	Number of Mortgage Assets	Aggregate Scheduled Principal Balance	Percentage of Mortgage Assets by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Original Draw Terms

Original Draw Terms (months)	Number of Mortgage Assets	Aggregate Scheduled Principal Balance	Percentage of Mortgage Assets by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Remaining Draw Terms

Remaining Draw Terms (months)	Number of Mortgage Assets	Aggregate Scheduled Principal Balance	Percentage of Mortgage Assets by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Original Loan-to-Value Ratios

Range of Original Loan-to-Value Ratios* (%)	Number of Mortgage Assets	Aggregate Scheduled Principal Balance	Percentage of Mortgage Assets by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The weighted average original Loan-to-Value Ratio is approximately [     ]%.

Geographic Distribution

State	Number of Mortgage Assets	Aggregate Scheduled Principal Balance	Percentage of Mortgage Assets by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Loan Documentation

Loan Documentation	Number of Mortgage Assets	Aggregate Scheduled Principal Balance	Percentage of Mortgage Assets by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Occupancy Status

Occupancy Status	Number of Mortgage Assets	Aggregate Scheduled Principal Balance	Percentage of Mortgage Assets by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Prepayment Penalty (Years)

Prepayment Penalty (Years)	Number of Mortgage Assets	Aggregate Scheduled Principal Balance	Percentage of Mortgage Assets by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

 Annex B-1:
Assumed Mortgage Asset Characteristics

 Annex B-2:
Principal Amount Decrement Tables

Percentage of Initial Class Note Principal Amount of the Offered Notes
Outstanding at the Following Percentages of [   ]

	Class [ ] Notes
Payment Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%

Weighted Average Life in Years

__________

* Indicates a value between 0.0% and 0.5%.

 Annex [C]:
Available Combinations for Exchange

Original Notes				Exchangeable Notes
Mortgage Pool	Original Class	Original Balance(1)	CUSIP Number	Exchange Class	Maximum Original Class Principal Balance	Interest Type	Principal Type(2)	Summary Interest Rate Formula	CUSIP Number	Final Payment Date
Combination 1
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Combination 2
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

$[                ]

(Approximate)

Structured Asset Securities Corporation [     ]

Home Equity Loan Backed Notes

Structured Asset Securities Corporation

[Depositor]

[                               ]

[Sponsor and Seller]

[                               ]

[Servicer/Master Servicer]

_______________

PROSPECTUS SUPPLEMENT

[                ]

_______________

[Underwriters]

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, [                      ], 20[   ]

PROSPECTUS SUPPLEMENT

(To Prospectus dated [               ])

$[              ] (Approximate)

STRUCTURED ASSET SECURITIES CORPORATION

Mortgage Pass-Through Certificates, Series [      ]

    [                        ]
[                        ]

     Sponsor and Seller

     Issuing Entity

[                        ]

Structured Asset Securities Corporation

[Servicer/Master Servicer]

Depositor

______________________________

Consider carefully the risk factors beginning on page S-[   ] of this prospectus supplement and on page [   ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary beginning on page S-[   ] in this prospectus supplement and the index of principal terms on page [   ] in the prospectus.

The certificates will represent interests in the issuing entity only and will not represent interests in or obligations of the sponsor, the depositor or any of their affiliates or any other party.

This prospectus supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.

The issuing entity will issue certificates including the following classes offered hereby:

●   [      ] classes of senior certificates

●   [      ] classes of subordinate certificates

The classes of certificates offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, in the table under “The Offered Certificates” on page S-[   ] of this prospectus supplement.  This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table on page S-[   ] and not to the other classes of certificates that will be issued by the issuing entity as described in this prospectus supplement.

Distributions on the offered certificates will be payable [       ], as described in this prospectus supplement.  The first expected distribution date will be [        ].  Credit enhancement for the offered certificates includes [describe any credit enhancement].  [Amounts payable under [describe any derivative agreements] provided by [    ] will be applied to [describe purpose of derivative agreement(s)].]  [The Class [   ] Certificates will be exchangeable for certain other classes of certificates, as described in this prospectus supplement.] [The certificates are subject to a mandatory auction call on [    ] as described under “Description of the Mortgage Certificates—Mandatory Auction Call of the Certificates.”]

[Describe assets of the issuing entity.]  [After the closing date of this transaction, but before [     ], the issuing entity may acquire additional mortgage loans for inclusion in the mortgage pool as described at “Description of the Mortgage Pool—Conveyance of Subsequent Mortgage Loans” in this prospectus supplement.]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

[Describe underwriting arrangements.]

On or about [         ], delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of [    ].

[Underwriters]

The date of this prospectus supplement is [             ]

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates.

The information presented in this prospectus supplement is intended to enhance the general terms of the accompanying prospectus.  You should rely on the information in this prospectus supplement for the specific terms of the certificates and the offering.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with any other information.

We are not offering the certificates in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

_____________________

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

_____________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

Page


The Offered Certificates

S-1

Summary of Terms

S-3

Risk Factors

S-15

Glossary

S-31

Description of the Certificates

S-31

General

S-31

Book-Entry Registration

S-32

[Exchangeable Certificates

S-33

Distributions of Interest

S-35

[Determination of LIBOR

S-37

Distributions of Principal

S-37

Credit Enhancement

S-38

[The Residual Certificate

S-40

[Supplemental Interest Trust

S-40

Optional Purchase of the Mortgage Loans

S-41

[Mandatory Auction Call of the Certificates

S-41

Fees and Expenses of the Trust Fund

S-42

Description of the Mortgage Pool

S-43

General

S-43

[Adjustable Rate Mortgage Loans

S-46

[Commercial, Multifamily and Mixed Use Loans

S-46

[Participation Interests in Mortgage Loans

S-47

[Primary Mortgage Insurance

S-48

The Mortgage Loans

S-48

[Conveyance of Subsequent Mortgage Loans

S-48

[Acquisition by the Trustee of Additional Mortgage Loans

S-50

Static Pool Information

S-52

Legal Proceedings

S-52

Affiliations

S-52

Additional Information

S-53

Underwriting Guidelines

S-53

[Originator Name]

S-53

[    ] Underwriting Guidelines

S-53

General Underwriting Guidelines

S-54

[The Master Servicer]

S-54

The Servicer

S-54

General

S-54

[Servicer Name]

S-54

Administration of the Trust Fund

S-55

Servicing and Administrative Responsibilities

S-55

Trust Accounts

S-58

Example of Distributions

S-59

Mortgage Loan Servicing

S-60

General

S-60

Servicing Accounts and the Collection Account

S-61

Reserve Accounts

S-61

Servicing Compensation and Payment of Expenses

S-61

Waiver or Modification of Mortgage Loan Terms

S-62

Prepayment Interest Shortfalls

S-62

Advances

S-62

[Primary Mortgage Insurance

S-63

Collection of Taxes, Assessments and Similar Items

S-63

Insurance Coverage

S-63

Evidence as to Compliance

S-63

[Master Servicer Default;] Servicer Default

S-64

Amendment of the Servicing Agreement

S-64

Custody of the Mortgage Files

S-64

[Optional Purchase of Defaulted Mortgage Loans

S-65

[Special Servicer for Distressed Mortgage Loans

S-65

[Pledge of Servicing Rights

S-65

The Trust Agreement

S-65

General

S-65

The Issuing Entity

S-66

The Trustee

S-67

[The Securities Administrator

S-67

Assignment of Mortgage Loans

S-67

Representations and Warranties

S-68

Certain Matters Under the Trust Agreement

S-69

Reports to Certificateholders

S-73

Voting Rights

S-75

Yield, Prepayment and Weighted Average Life

S-75

General

S-75

[Subordination of the Class [      ] Certificates

S-78

Weighted Average Life

S-78

Material Federal Income Tax Considerations

S-79

General

S-79

[Residual Certificates

S-80

Legal Investment Considerations

S-80

Use of Proceeds

S-80

ERISA Considerations

S-81

Underwriting

S-81

Legal Matters

S-81

Ratings

S-82

Glossary of Defined Terms

S-83

Annex A:  Certain Characteristics of the Mortgage Loans

S-A-1

Annex B-1:  Assumed Mortgage Loan Characteristics

S-B-1-1

Annex B-2:  Principal Amount Decrement Tables

S-B-2-1

Annex [C]:  Available Combinations for Exchange

S-C-1


The Offered Certificates

The certificates consist of the [class(es)] of certificates listed in the tables below[, together with the Class [       ] Certificates].  Only the classes of certificates listed in the tables below are offered by this prospectus supplement.

Class	[Related Mortgage Pool(s)]	Class Principal or Notional Amount(1)	Initial Interest Rate(2)	Summary Interest Rate Formula (until Initial Optional Termination Date)(3)	Summary Interest Rate Formula (after Initial Optional Termination Date)(3)	Principal Type	Interest Type	Initial Certificate Ratings
								[Name of Rating Agency]	[Name of Rating Agency]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Description of Interest Rate]	[Insert Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Description of Interest Rate]	[Insert Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Description of Interest Rate]	[Insert Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]

(1)

These balances are approximate, as described in this prospectus supplement.

(2)

Reflects the interest rate as of the closing date.

(3)

Reflects the summary interest rate formula [to be described as applicable].

The offered certificates will also have the following characteristics:

Class	Record Date	Delay / Accrual Period	Interest Accrual Convention	Final Scheduled Distribution Date	Expected Final Scheduled Distribution Date	Minimum Denominations	Incremental Denominations	CUSIP Number
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Summary of Terms

•

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the certificates, you should carefully read this entire prospectus supplement and the accompanying prospectus.

•

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•

Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included in this prospectus supplement.

•

[Whenever we refer to a percentage of some or all of the mortgage loans in the trust fund [or in any pool], that percentage has been calculated on the basis of the total scheduled principal balance of those mortgage loans as of [        ], unless we specify otherwise.  We explain in this prospectus supplement under “Description of the Certificates – Distributions of Principal” how the scheduled principal balance of a mortgage loan is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any mortgage loans, we mean the total of their scheduled principal balances determined by that method, unless we specify otherwise.]

Parties

Sponsor and Seller

[       ] will sell the mortgage loans to the depositor.

Depositor

Structured Asset Securities Corporation, a Delaware special purpose corporation, will sell the mortgage loans to the issuing entity. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 526-7000.

Issuing Entity

[       ].

Trustee

[       ].

[Securities Administrator

[       ] will be responsible for preparing monthly distribution statements and certain tax information for investors and certain tax filings for the trust fund.]

[Master Servicer

[       ] will oversee the servicing of the mortgage loans by the servicers.]

Primary Servicer[s]

On the closing date, [       ] will service approximately [       ]% of the mortgage loans.

[Credit Risk Manager

[       ] will monitor and advise the servicers with respect to default management of the mortgage loans and also prepare certain loan-level reports for the trust fund which will be available for review by certificateholders.]

Originator[s]

[       ] and [various other banks, savings and loans and other mortgage lending institutions] originated the mortgage loans to be included in the trust fund.

[Certificate Insurer

[   ] will provide a certificate guaranty insurance policy for [    ] Certificates.

[[Swap] [Cap] Counterparty

[       ].]

[Auction Administrator

[       ].]

[Mortgage Insurance Providers

On the closing date, [       ] will provide primary mortgage insurance for [   ] of the [   ] mortgage loans [with original loan-to-value ratios in excess of [   ]%].]

[Affiliations

[If the sponsor, depositor or issuing entity is an affiliate of any servicer, trustee, originator or any other transaction party, disclose such here. Also, disclose any other affiliations among transaction parties.]]

The Certificates

The certificates offered by this prospectus supplement will be issued with the initial approximate characteristics set forth under “The Offered Certificates” in the table on page S-[   ].

[The offered certificates will be issued in book-entry form.  The minimum denominations and the incremental denominations of each class of offered certificates are set forth in the table on page S-[   ].]

The certificates represent ownership interests in a trust fund, the assets of which will consist primarily of [describe assets of the trust fund] having a total principal balance as of the cut-off date, which is [       ], of approximately $[       ].  [In addition, [the supplemental interest trust] will hold an [interest rate swap agreement] for the benefit of the certificateholders.]

[The mortgage loans to be included in the trust fund will be divided into [       ] mortgage pools: [name pools].  [Describe pool assets].

[Payments of principal and interest on the Class [       ] Certificates will be based primarily on collections from the pool [    ] mortgage loans.  Payments of principal and interest on the Class [       ] Certificates will be based primarily on collections from the pool [    ] mortgage loans. Payments of principal and interest on the Class [       ] Certificates will be based on collections from [both / all] mortgage pools as described herein.]

The rights of holders of the Class [       ] Certificates to receive payments of principal and interest will be subordinate to the rights of the holders of certificates having a senior priority of payment, as described in this Summary of Terms under “—Enhancement of Likelihood of Payment on the Certificates—Subordination of Payments” below.  We refer to the Class [       ] Certificates collectively as “subordinate” certificates.  We refer to the Class [       ] Certificates collectively as “senior” certificates.

[The Class [     ] and Class [     ] Certificates are exchangeable for certain other classes of senior certificates in the combinations identified on Annex [   ] to this prospectus supplement.]

[The Class [    ] Certificates will be entitled to receive all the cash flow from the mortgage pools solely arising from prepayment premiums and lockout fees paid by the borrowers on certain voluntary, full and partial prepayments of the mortgage loans. Accordingly, these amounts will not be available for payments to the servicers or to holders of other classes of certificates.]

[The Class [    ] Certificates will be entitled to receive any monthly excess cashflow remaining after required distributions are made to the offered certificates.]

[The Class [       ] Certificates are not offered by this prospectus supplement.]

The offered certificates will have an approximate total initial principal amount of $[       ]. Any difference between the total principal amount of the offered certificates on the date they are issued and the approximate total principal amount of the offered certificates as reflected in this prospectus supplement will not exceed 5%.

Payments on the Certificates

Principal and interest on each class of the certificates will be payable on the [25th] day of each month, beginning in [          ].  However, if the [25th] day is not a business day, payments will be made on the [next] business day after the [25th] day of the month.

Interest Payments

Amounts Available for Interest Payments

Interest will accrue on each class of offered certificates at the applicable annual rates described below:

•

Class [       ] Certificates: [describe interest rate and any applicable caps or limitations].

[If the option to purchase the mortgage loans is not exercised by the [servicer/master servicer] on the initial optional termination date as described under “—The Mortgage Loans—Optional Purchase of the Mortgage Loans” below, then with respect to the next distribution date and each distribution date thereafter, the applicable annual rate [describe any changes in the interest rate].

See “—The Mortgage Loans—Optional Purchase of the Mortgage Loans” below.

[You will receive from each pool of mortgage loans only the payments of interest that the component parts of your class of certificates that relate to that mortgage pool are entitled to receive.  As described in this prospectus supplement, you may receive less than you are entitled to from any particular pool of mortgage loans if those mortgage loans do not generate enough interest in any particular month to pay interest due.]

[The Class [   ] Certificates are principal-only certificates and will not be entitled to payments of interest.]

See “Description of the Certificates – Distributions of Interest” in this prospectus supplement.

Priority of Interest Payments

In general, on each distribution date, the interest remittance amount, which is the amount of interest collected from the mortgage loans during the collection period related to the distribution date minus the amount of any [servicing fees][other fees], will be distributed in the following order of priority:

first, [to the Class [   ] Certificates, the amount of [   ]];

second, [to the Class [   ] Certificates, the amount of [   ]]; and

[   ], [any remaining interest after payments as described above will be paid to the certificates as [excess interest]].

[The Interest Rate Swap Agreement/Cap Agreement

[   ] will enter into an [interest rate swap agreement/cap agreement] with [       ], as [swap/cap] counterparty. Under the [interest rate swap agreement/cap agreement], [describe swap agreement].

See [   ] in this prospectus supplement.]

[A graphic illustration of interest payment priority to be provided to the extent such illustration enhances the disclosure of the interest payment priority.]

Principal Payments

Amounts Available for Principal Payments

The amount of principal payable on the [   ] certificates will be determined by (1) formulas that allocate portions of principal payments received on the mortgages loans between [mortgage pools] [different certificate classes], (2) funds received on the mortgage loans that are available to make payments on the certificates, (3) [the application of excess interest from each mortgage pool to pay principal on the certificates and (4) [the amount of principal received on the mortgage loans that is released to the residual certificate, calculated as described in this prospectus supplement].

Priority of Principal Payments

In general, on each distribution date, the principal remittance amount, which is the amount of principal collected from the mortgage loans during the collection period related to the distribution date, including prepayments, liquidation proceeds and amounts from mortgage loans repurchased from the trust fund, minus the amount of any [expenses of the trustee][other expenses], will be distributed in the following order of priority:

first, [to the Class [   ] Certificates, the amount of [   ]];

second, [to the Class [   ] Certificates, the amount of [   ]]; and

[   ], [any remaining principal after payments as described above will be paid to the certificates as [excess cashflow]].

[A graphic illustration of principal payment priority to be provided to the extent such illustration enhances the disclosure of the principal payment priority.]

Trigger Events

The manner of allocating payments of principal on the mortgage loans will differ, as described above, depending upon the occurrence of several different events or triggers:

•

[describe any applicable events or triggers];

See “Description of the Certificates — Distributions of Principal” and “Glossary of Defined Terms” in this prospectus supplement.

Limited Recourse

The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund.  The trust fund will have no other source of cash other than collections and recoveries of the mortgage loans through insurance or otherwise [if applicable, describe any cap or derivatives providing support] [if applicable, describe any pool or certificate guaranty insurance policy].  No other entity will be required or expected to make any payments on the certificates [other than [   ] with respect to the guaranty insurance policy].

Exchangeable Certificates

On each distribution date when exchangeable certificates are outstanding, principal distributions from the applicable related certificates are allocated to the related exchangeable certificates that are entitled to principal.  The payment characteristics of the classes of exchangeable certificates will reflect the payment characteristics of their related classes of regular certificates. Annex [   ] shows the characteristics of the exchangeable certificates and the combinations of certificates and exchangeable certificates.

See “Description of the Certificates—Exchangeable Certificates—Procedures" in this prospectus supplement and "Description of the Securities—Exchangeable Securities" in the prospectus for a description of exchangeable certificates and exchange procedures and fees.

Enhancement of Likelihood of Payment on the Certificates

The payment structure of this securitization includes [forms of credit enhancement to be described as applicable].  [The [   ] certificates will [be insured by a] [not be insured by any] financial guaranty insurance policy.]  [Name of financial guaranty insurance policy to be provided if applicable.]

See “Risk Factors – Potential Inadequacy of Credit Enhancement” and “Description of the Certificates – Credit Enhancement” in this prospectus supplement for a detailed description of the forms of credit enhancement available to the certificates.

[Subordination of Payments

Payments of interest and principal will each be made to holders of each class of offered certificates before payments are made to the holder of the [REMIC] residual certificate.  In addition, certificates with an “A” in their class designation will have a payment priority as a group over other certificates.  Class [   ] certificates will have a payment priority over class [   ] certificates, and class [   ] certificates will have a payment priority over class [   ] certificates.

These payment priorities are intended to increase the likelihood that the holders of class [  ] certificates and, to a lesser extent, the holders of class [  ] certificates, will receive regular payments of interest and principal.

See “Description of the Certificates – Credit Enhancement – Subordination” in this prospectus supplement.]

[Allocation of Losses

As described in this prospectus supplement, amounts representing losses on the mortgage loans (to the extent that those losses exceed excess interest and any overcollateralization, as described in this prospectus supplement) will be applied to reduce the principal amount of the [    ] class of certificates still outstanding that has the lowest payment priority, until the principal amount of that class of certificates has been reduced to zero.  For example, losses in excess of overcollateralization and excess interest will first be allocated in reduction of the principal amount of the Class [    ] Certificates until it is reduced to zero, then in reduction of the principal amount of the Class [    ] Certificates until it is reduced to zero.  If a loss has been allocated to reduce the principal amount of a [   ] certificate, it is unlikely that investors will receive any payment in respect of that reduction [except in the case of those certificates covered by the guaranty insurance policy as described below].

[A graphic illustration of allocation of losses to be provided to the extent such illustration enhances the disclosure of the allocation of losses.]

See “Description of the Certificates – Credit Enhancement – Application of Realized Losses” in this prospectus supplement.]

[Excess Interest

The mortgage loans bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the [    ] certificates and [   ].  This “excess interest” received from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to maintain the required level of overcollateralization.

In general, on each distribution date, any excess interest will be distributed in the following order of priority:

first, [to the Class [   ] Certificates, the amount of [   ]];

second, [to the Class [   ] Certificates, the amount of [   ]]; and

[   ], [any remaining excess interest after payments as described above will be paid to the [residual] certificates.

[A graphic illustration of any excess interest distribution to be provided to the extent such illustration enhances the disclosure of the application of excess interest.]

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Credit Enhancement—Excess Interest” in this prospectus supplement.]

[Overcollateralization

On the closing date, the total principal balance of the mortgage loans in the trust is expected to exceed the total principal amount of the certificates by approximately $[    ], which represents [    ]% of the total principal balance of the mortgage loans in the trust fund as of [    ].  This condition is referred to in this prospectus supplement as “overcollateralization.”  Thereafter, to the extent described in this prospectus supplement, a portion of excess interest may be applied to pay principal on the certificates to the extent needed to maintain the required level of overcollateralization.  We cannot, however, assure you that sufficient interest will be generated by the mortgage loans to maintain any level of overcollateralization.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Credit Enhancement—Overcollateralization” in this prospectus supplement.]

[Limited Cross-Collateralization

Under certain limited circumstances, principal payments on the mortgage loans in [a pool] may be distributed as principal to holders of the [   ] certificates corresponding to [another pool or pools].

If the [   ] certificates relating to one pool have been retired, then principal payments on the mortgage loans relating to the retired [   ] certificates will be distributed to the remaining [   ] certificates of the other [pool or pools], if any, before being distributed to the [   ] certificates.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Distributions of Principal” in this prospectus supplement.]

[Primary Mortgage Insurance

[Approximately [    ]% of the first lien mortgage loans with original loan-to-value ratios in excess of [80]% are covered by existing borrower-paid primary mortgage insurance policies.]  [On the closing date, [   ] loan-level primary mortgage insurance policies will be obtained on behalf of the trust fund from [    ] in order to provide initial primary mortgage insurance coverage for approximately [    ]% of those first lien mortgage loans with original loan-to-value ratios in excess of [80]%.  However, these primary mortgage insurance policies will provide only limited protection against losses on defaulted mortgage loans.

See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement—Primary Mortgage Insurance” and “Description of the Mortgage Pool—Primary Mortgage Insurance” in this prospectus supplement.]

[Interest Rate Swap Agreement

Any net swap payment received under the [interest rate swap agreement] will be applied to pay interest shortfalls, maintain overcollateralization and cover losses, as described in this prospectus supplement.

See “Description of the Certificates—Supplemental Interest Trust—Interest Rate Swap Agreement” and “—Application of Deposits and Payments Received by the Supplemental Interest Trust” in this prospectus supplement.]

[[Certificate] [Pool] Insurance Policy

The [   ] [certificate][pool] guaranty insurance policy will guarantee certain interest and principal payments to holders of [   ] Certificates under the instances described in this prospectus supplement.  [No other classes of certificates will benefit from the certificate guaranty insurance policy.]

For information about [   ] and for a more detailed discussion of the [   ] guaranty insurance policy, see “The [Certificate] [Pool] Insurance Policy” in this prospectus supplement.

Fees and Expenses

Before payments are made on the certificates, the servicer will be paid a monthly fee calculated either as [    ]% annually.

[In addition, the providers of the loan-level primary mortgage insurance policies will be paid an annual percentage of the principal balance of each mortgage loan insured by that primary mortgage insurance provider.  These fees will be [    ]% annually for [    ].]

The trustee will be paid [   ].

[describe other fees to be paid to any master servicer, securities administrator and credit risk manager, as applicable].

In each case, the fees described above will be paid to the related party from amounts received on the mortgage loans, before payments of any amounts to certificateholders. The [servicer’s] fees will be paid prior to the payment of other fees. [The other parties will be paid their fees simultaneously on a proportionate basis.]

Expenses of the servicer[, the custodians, the master servicer and the securities administrator] will be reimbursed before payments are made on the certificates.  Expenses of the trustee will be reimbursed up to $[    ] annually before payments of interest and principal are made on the certificates; any additional unpaid expenses above $[    ] in any year will be paid to the trustee to the extent of any remaining interest remittance amount after all payments of interest on the certificates.

See “Fees and Expenses of the Trust Fund” in this prospectus supplement.

Final Scheduled Distribution Date

The final scheduled distribution date for the offered certificates will be the applicable distribution date specified in the table on page S-[   ].  The final scheduled distribution date for the [      ] certificates is based upon [      ].  The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially earlier, than the applicable final scheduled distribution date.

[The NIMS Insurer

One or more insurance companies, referred to herein collectively as the NIMS Insurer, may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust or other special purpose entity and secured by all or a portion of the [   ] Certificates.  In that event, the NIMS Insurer will be able to exercise rights which could adversely affect certificateholders.

We refer you to “Risk Factors—Rights of the NIMS Insurer May Affect Certificates” in the prospectus for additional information concerning the NIMS Insurer.]

The Mortgage Loans

On the closing date, which is expected to be on or about [     ], the assets of the trust will consist primarily of [one pool] [pools of] [describe mortgage pool(s)] mortgage loans with a total principal balance as of the cut-off date of approximately $[    ].  The mortgage loans will be secured by [mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages].

The depositor expects that the mortgage loans will have the following characteristics as of the cut-off date:

[Aggregate] [Pool __ ] Mortgage Loan Summary

	Range or Total	Weighted Average	Total Percentage(1)

Number of Mortgage Loans
Number of Fixed Rate Mortgage Loans
Number of Adjustable Rate Mortgage Loans
Total Scheduled Principal Balance
Scheduled Principal Balances
Mortgage Rates
Original Terms to Maturity (in months)
Remaining Terms to Maturity (in months)
Original Combined Loan-to-Value Ratios
Number of Second Lien Mortgage Loans
Number of Interest-Only Mortgage Loans
Number of Balloon Mortgage Loans
Geographic Distribution in Excess of 10.00% of the Total Scheduled Principal Balance:
Number of Mortgage Loans in [ ]
Number of Mortgage Loans in the Maximum Single Zip Code Concentration
Credit Scores
Number of Mortgage Loans with Prepayment Premiums or Lockout Fees at Origination
Gross Margins(2)
Maximum Mortgage Rates(2)
Minimum Mortgage Rates(2)
Months to Next Mortgage Rate Adjustment(2)
Initial Caps(2)
Periodic Caps(2)

(1)

Percentages calculated based on the total principal balance of the mortgage loans.

(2)

The weighted average is based only on the adjustable rate mortgage loans in [   ] pool[s].

[In addition, approximately [   ] mortgage loans, with a total principal balance as of the cut-off date of approximately $[         ], which represents approximately [    ]% of the mortgage loans, are represented by participation interests in mortgage loans.  The depositor expects that the participation interests will have the following characteristics as of the cut-off date:  [         ].]

[The mortgage loans were generally originated or acquired in accordance with underwriting guidelines that are [less strict than][in accordance with] Fannie Mae and Freddie Mac guidelines. [As a result, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards.]]

[The mortgage loans held by the trust will not be insured or guaranteed by any government agency.]

[None of the mortgage loans in the trust fund will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.]

Servicing of the Mortgage Loans

[The mortgage loans will be master serviced by [       ].  The master servicer will oversee the servicing of the mortgage loans by the servicer[s].]  Primary servicing may subsequently be transferred to servicers other than the initial servicer[s], in accordance with the trust agreement and the servicing agreement, as described in this prospectus supplement.

[[    ] will retain certain rights relating to the servicing of the mortgage loans, including the right to terminate and replace any servicer, at any time, without cause, in accordance with the terms of the trust agreement and the applicable servicing agreement, which, among other things, generally requires payment of a termination fee.]

See “The Master Servicer,” “The Servicer” and “Mortgage Loan Servicing” in this prospectus supplement.

[The Pre-Funding Arrangement

On the closing date, approximately $[         ], which represents [         ]% of the mortgage pool assets, will be deposited by [        ] in a pre-funding account maintained by [          ].  It is intended that additional subsequent mortgage loans will be sold to the trust fund by the depositor from time to time, from [       ] until [       ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional mortgage loans if applicable.]]

[See “Description of the Mortgage Pools—Conveyance of Subsequent Mortgage Loans” in this prospectus supplement.]

[The Revolving Period

On each distribution date during the revolving period (i.e. from the closing date until [    ]), the depositor may direct the trustee to purchase from the depositor for inclusion in the trust fund additional mortgage loans, up to an aggregate maximum purchase price of $[    ], which represents approximately [    ]% of the total principal balance of the mortgage pool[s] as of the cut-off date.  If the depositor so directs, the [trustee] [securities administrator]will deposit all or a portion of the amount of [interest] [principal] payable on the mortgage loans [from each mortgage pool] that would otherwise be made to certificateholders into a separate revolving account established for the [related] mortgage pool, and will apply deposits in the revolving account to fund the purchase of those additional mortgage loans [to be included in that mortgage pool], provided certain other conditions are satisfied at the time of purchase.  Funds on deposit in the revolving account may only be applied to acquire additional mortgage loans for the [related] mortgage pool.  The additional mortgage loans will have the same general characteristics as the [related] mortgage pool described in this prospectus supplement.

 [See “Description of the Mortgage Pools—Acquisition by the Trustee of Additional Mortgage Loans” in this prospectus supplement.]

Optional Purchase of the Mortgage Loans

[               ], [with the prior written consent of [     ], which consent may not be unreasonably withheld,] may purchase the mortgage loans and the other assets of the trust fund on or after the initial optional termination date, which is the distribution date following the month in which the total principal balance of the mortgage loans [(determined in the aggregate rather than by pool)] declines to less than [   ]% of the initial total principal balance of the mortgage loans as of the cut-off date.  If [            ] does not exercise that option, [           ]  may purchase the mortgage loans.

[If the mortgage loans in any pool and the other assets of the pool are purchased, the certificateholders of the related classes of certificates will be paid [   ].]

[If the option to purchase the mortgage loans is not exercised on the initial optional termination date, then, beginning with the next distribution date and thereafter, the interest rates on the offered certificates will be increased as described in the table on page S-[  ].]

See “Description of the Certificates—Optional Purchase of Mortgage Loans” in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans upon an optional purchase.  [See “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments” in this prospectus supplement for a description of the increased interest rates to be paid on the certificates after the initial optional termination date.]

Mandatory Auction Call of the Certificates

On [               ], [       ] will act as auction administrator and will solicit bids for purchase of the certificates in the secondary market from dealers and institutional investors.  If bids are received for the entire amount of the certificates subject to the mandatory auction, then the auction will have been successful and the certificates will be sold to the highest bidders.  The mandatory auction will close if sufficient bids are received covering all of the certificates that are subject to the mandatory auction, and if the market value swap agreement covers any shortfall from par.  If these conditions are not met, then the auction will have failed and the original investors will retain their certificates.  If these conditions are met, then the auction will close, and the original investors will be obligated to tender their certificates and will receive the required par purchase price.

See “Description of the Certificates—Mandatory Auction Call of the Certificates” in this prospectus supplement for a description of the terms of a mandatory auction.]

[Financing

An affiliate of Lehman Brothers Inc. has provided financing for certain of the mortgage loans. A portion of the proceeds of the sale of the certificates will be used to repay the financing.]

Tax Status

[To be described as applicable.]

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

[To be provided as applicable.]

ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans.  Because of the complexity of regulations that govern these plans, you are encouraged to consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any certificates.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The certificates will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should also consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Certificates

The certificates offered by this prospectus supplement will initially have the ratings from [       ] set forth in the table on page S-[  ].

See “Ratings” in this prospectus supplement for a more complete discussion of the certificate ratings and “Risk Factors—Ratings on the Securities are Dependent on Assessments by the Rating Agencies” in the prospectus.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered certificates.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

[Risks Related to Higher Expected Delinquencies of the Mortgage Loans]

[The mortgage loans, in general, were originated according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines, so the mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards. In particular, a significant portion of the mortgage loans in the trust fund were classified in relatively low (i.e., relatively higher risk) credit categories.

Changes in the values of mortgaged properties related to the mortgage loans may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the trust fund than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans.

See “Description of the Mortgage Pool—General” in this prospectus supplement for a description of the characteristics of the mortgage loans and “The Originators and the Underwriting Guidelines” for a general description of the underwriting guidelines applied in originating the mortgage loans.

See also “Risk Factors—Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” in the prospectus for a discussion of the risks relating to [“Alt-A”] [“subprime,” “non-prime” and “non-conforming”] mortgage loans.]

[Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates]

[The [    ] certificates will accrue interest at an interest rate that adjusts monthly based on the [one-month LIBOR] index plus a specified margin.  However, the interest rates on these [    ] certificates are subject to a limitation, generally based on the weighted average interest rate of the mortgage loans, net of certain allocable fees and expenses of the trust fund. [    ] of the mortgage loans to be included in each mortgage pool will have interest rates that either are [fixed] [or adjust semi-annually] based on a [six-month LIBOR] index, as described in “Description of the Mortgage Pool—The Indices.”

[The adjustable rate mortgage loans in each mortgage pool may also have periodic maximum and minimum limitations on adjustments to their interest rates, and all of these adjustable rate mortgage loans will have the first adjustment to their interest rates [    ] after their first payment dates. As a result, the [    ] certificates may accrue less interest than they would accrue if their interest rates were solely based on the [one-month LIBOR] index plus the specified margin.]

A variety of factors could limit the interest rates and adversely affect the yield to maturity on, and market value of, the certificates. Some of these factors are described below.
• [Describe different adjustment periods between the certificates and the mortgage assets]
• [Describe different indices between the certificates and the mortgage assets]
• [Describe a reduction of interest rates on the certificates due to net funds cap limitations]
• [Describe how the recovery of basis risk shortfalls may be limited]
• [Describe any additional interest rate or yield factors that may apply]

See “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments,” “Description of the Certificates—Distributions of Interest” and “—Credit Enhancement—Overcollateralization” in this prospectus supplement.  See also “Risk Factors—Mortgage Loan Interest Rates May Limit Interest Rates on the Variable Rate Securities” in the prospectus.  For a general description of the interest rates of the mortgage loans, see “Description of the Mortgage Pool” in this prospectus supplement.]

Risks Related to Potential Inadequacy of Credit Enhancement and Other Support

The [excess interest], [overcollateralization], [subordination], [loss allocation] and [limited cross-collateralization] features, [together with] [[Fannie Mae] [Freddie Mac] guaranties,] [primary mortgage insurance policies,] [the interest rate swap agreement] [and for the benefit of the [    ] Certificates only, the cap agreement], all as described in this prospectus supplement, are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

[Excess Interest and Overcollateralization.  On the closing date, the total principal balance of the mortgage loans will exceed the total principal amount of the [    ] certificates by approximately $[    ], which is equal to [    ]% of the aggregate principal balance of the mortgage loans as of the cut-off date. This excess is referred to in this prospectus supplement as “overcollateralization” and will be available to absorb losses. We cannot assure you, however, that the mortgage loans, [together with amounts available from the interest rate swap agreement,] will generate enough excess interest to maintain this overcollateralization level as set by the rating agencies. The following factors will affect the amount of excess interest that the mortgage loans will generate:

• [Describe the effect of prepayments]
• [Describe defaults, delinquencies and liquidations]
• [Describe increases in the index related to any mortgage risk]
• [Describe any additional factors that may apply]

See “Description of the Certificates—Credit Enhancement—Overcollateralization” in this prospectus supplement.  See also “Risk Factors—Potential Inadequacy of Credit Enhancement—Excess Interest and Overcollateralization” in the prospectus.]

[Fannie Mae and Freddie Mac Guaranties.  The assets of the trust include Fannie Mae and Freddie Mac certificates.  Although payments on Fannie Mae and Freddie Mac certificates are guaranteed by those respective agencies, these agencies’ guaranties are not backed by the full faith and credit of the United States.  Neither the United States nor any U.S. agency is obligated to finance or otherwise assist either Fannie Mae or Freddie Mac in any manner.  Therefore, if the Fannie Mae and Freddie Mac certificates do not pay as expected, you might suffer a loss on your investment in the certificates.]

[The Interest Rate Swap Agreement.  Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and repay losses. However, no amounts will be payable to the supplemental interest trust by the swap counterparty unless the floating amount owed by the swap counterparty on a distribution date exceeds the fixed amount owed to the swap counterparty. This will not occur except in periods when [one-month LIBOR] (as determined pursuant to the interest rate swap agreement) exceeds the applicable rate of payment owed by the trust fund, which will range from [    ]% to [    ]% per annum on the scheduled notional amount as described in this prospectus supplement. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization, pay interest shortfalls or repay losses on the mortgage loans.

See “Description of the Certificates—Supplemental Interest Trust—Interest Rate Swap Agreement” in this prospectus supplement.  See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]

[The Cap Agreement.  Any amounts received under the cap agreement will be applied as described in this prospectus supplement to pay certain interest amounts on the [    ] Certificates resulting from application of the applicable net funds cap. We cannot assure you that any amounts will be received under the cap agreement.

See “Description of the Certificates—Distributions of Interest—The Cap Agreement” in this prospectus supplement.]

[Subordination and Allocation of Losses.  If the applicable subordination is insufficient to absorb losses, then certificateholders will likely incur losses and may never receive all of their principal payments. You should consider the following:

•

if you buy a Class [    ] Certificate and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ] Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class [    ] Certificates by the amount of that excess;

•

if you buy a Class [    ] Certificate and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ] and Class [    ] Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class [    ] Certificates by the amount of that excess; and

•

if you buy a Class [    ] Certificate and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ], Class [    ] and Class [    ] Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class [    ] Certificates by the amount of that excess.

[Losses on the mortgage loans will not reduce the principal amount of the senior certificates.]

If overcollateralization is maintained at the required amount and the mortgage loans generate interest in excess of the amount needed to pay interest and principal on the certificates, the fees and expenses of the trust fund [and any swap payments owed to the swap counterparty], then excess interest will be used to pay you and other certificateholders the amount of any reduction in the principal amounts of the certificates caused by application of losses. These payments will be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal amount was reduced because of the application of losses.

See “Description of the Certificates—Credit Enhancement—Subordination” and “—Application of Realized Losses” in this prospectus supplement.]

[Limited Cross-Collateralization.  Principal payments on the [    ] certificates will depend, for the most part, on collections on the mortgage loans in the related mortgage pool. However, the [    ] certificates will have the benefit of credit enhancement in the form of overcollateralization and subordination from [each] mortgage pool. That means that even if the rate of losses on mortgage loans in the mortgage pool related to any class of senior certificates is low, losses in the unrelated mortgage pool[s] may reduce the loss protection for those certificates.]

[Primary Mortgage Insurance.  Approximately [    ]% of the mortgage loans are first lien mortgage loans having original loan-to-value ratios greater than 80%, calculated as described under “Description of the Mortgage Pool—General.”  Approximately[    ]% of those mortgage loans are covered by existing borrower-paid primary mortgage insurance policies. The existing borrower-paid primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to [    ]%. [In addition, on the closing date, a loan-level primary mortgage insurance policies will be acquired on behalf of the trust fund from [    ], providing initial insurance coverage for approximately [    ]% of those first lien mortgage loans with original loan-to-value ratios greater than [    ]%. Such loan-level primary mortgage insurance policy will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to approximately [    ]%.]  However, these policies will only cover first lien mortgage loans and are subject to various other limitations and exclusions. As a result, coverage may be limited or denied on some mortgage loans. In addition, since the amount of coverage under these policies depends on the loan-to-value ratio of the related mortgaged property at the inception of these policies, a decline in the value of the related mortgaged property will not result in increased coverage, and the trust may still suffer a loss on a covered mortgage loan. Accordingly, these primary mortgage insurance policies will provide only limited protection against losses on the mortgage loans.

See “Description of the Mortgage Pool—Primary Mortgage Insurance” in this prospectus supplement. See also “Risk Factors—Potential Inadequacy of Credit Enhancement” in the prospectus.]
[Effect of Creditworthiness of Primary Mortgage Insurer on Ratings of Certificates]

[The ratings assigned to the certificates by the rating agencies will be based in part on the financial strength ratings assigned to [    ], the insurer providing the primary mortgage insurance coverage described above.  [    ]’s financial strength ratings are currently “[    ]” by [    ] and “[    ]” by [    ].  However, any of these ratings could be qualified, reduced or withdrawn at any time.

Any qualification, reduction or withdrawal of the ratings assigned to [    ] could result in a reduction of the ratings assigned to the certificates, which could in turn affect the liquidity and market value of the certificates.

See “Description of the Mortgage Pool—Primary Mortgage Insurance” in this prospectus supplement.]
[Risks Related to the Interest Rate Swap Agreement]

[Any net swap payment payable to the swap counterparty under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce payments of interest on the certificates.  The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the certificates.

In the event that the trust fund, after application of all interest and principal received on the mortgage loans, cannot make the required net swap payments to the swap counterparty, a swap termination payment as described in this prospectus supplement will be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of the interest rate swap agreement will reduce amounts available for distribution to certificateholders.

See “Description of the Certificates—Distributions of Interest,” “—Distributions of Principal” and “—Supplemental Interest Trust” in this prospectus supplement.  See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]

[Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Certificates]

As of the date of this prospectus supplement, the [swap counterparty] [cap counterparty] currently has the ratings described under “Description of the Certificates—Supplemental Interest Trust—The [Swap][Cap] Counterparty.” The ratings of the [    ] certificates are dependent in part upon the credit ratings of the [swap counterparty] [cap counterparty]. If a credit rating of the [swap counterparty] [cap counterparty] is qualified, reduced or withdrawn and the [swap counterparty] [cap counterparty] does not post collateral securing its obligations under the interest rate [swap][cap] agreement or a substitute counterparty is not obtained in accordance with the terms of the interest rate [swap][cap] agreement, the ratings of the [    ] certificates may be qualified, reduced or withdrawn. In that event, the value and marketability of those certificates will be adversely affected.

See “Description of the Certificates—Supplemental Interest Trust—Interest Rate [Swap][Cap] Agreement” in this prospectus supplement.  See also “Risk Factors—Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Certificates” in the prospectus.]

[Special Risks for Certain Classes of Certificates

The [    ] Certificates are [interest-only][principal-only] certificates.  These certificates have yields to maturity (or early termination) – the yield you will receive if you hold a certificate until it has been paid in full – that are highly sensitive to prepayments on the related mortgage loans.

If you purchase the [    ] Certificates, you should consider the risk that you may receive a lower than expected yield and may not fully recover your initial investment if the mortgage loans experience a [faster][slower] than expected rate of prepayments.  Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the seller and its affiliates and the servicer, as described under “Yield, Prepayment and Weighted Average Life” in this prospectus supplement.

Exercise by the [master] servicer of its right to purchase the mortgage loans, as described under “Description of the Certificates—Optional Termination of the Trust Fund,” will adversely affect the yields on the [    ] Certificates.

See “Yield, Prepayment, and Weighted Average Life” in this prospectus supplement for a description of factors that may affect the sensitivity of these certificates’ yield to maturity.  See also “Risk Factors—Special Risks for Certain Classes of Securities” in the prospectus.]

Higher Risk of Loss on Loans Secured by Non-Owner Occupied Properties

Approximately [    ]% of the mortgage loans are secured by [residential][multifamily][mixed residential/commercial][commercial properties][by properties, including improved and unimproved land, held by borrowers for investment]. These mortgage loans may present a greater risk of loss, and the unimproved land may present a significantly greater risk of loss, if a borrower experiences financial difficulties, because these borrowers may be more likely to default on a mortgage loan secured by non-owner occupied property than a mortgage loan secured by property in which the borrower occupies a portion or all of the related [commercial] property [or properties].

Unimproved land generates no current income to support payment of the related mortgage loan and other expenses, may prove to be unsuitable for its intended purposes and may be difficult to sell for an amount at least equal to the unpaid principal balance of the related mortgage loan.

[Special Default Risk of Second Lien Mortgage Loans]

[Approximately [    ]% of the mortgage loans are secured by second liens on the related mortgaged properties. These second lien mortgage loans are subordinate to the rights of the mortgagee under the related first lien mortgage loans and may present special risks upon default of any second lien mortgage loans.

See “Risk Factors—Special Default Risk of Second Lien Mortgage Loans” and “—Risks Related to Simultaneous Second Liens and Other Borrower Debt” in the prospectus.]
Risks Related to Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

Borrowers may prepay their mortgage loans in whole or in part at any time; however, approximately [    ]% of the mortgage loans require the payment of a prepayment premium or a lockout fee in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from [    ] to[    ] after origination. These prepayment premiums or lockout fees may discourage borrowers from prepaying their mortgage loans during the applicable period.

A prepayment of a mortgage loan will usually result in a payment of principal on the certificates, and, depending on the type of certificate and the price investors paid for that certificate, may affect the yield on that certificate.

[See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Unpredictability and Effect of Prepayments” in the prospectus for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.]

[Risks Related to Mortgage Loans with Interest-Only Payments]

Approximately [    ]% of the mortgage loans provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of [    ] years following origination. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the related mortgage interest rate.

The interest-only mortgage loans may present special default and prepayment risks, particularly for certificates purchased at a discount.

See “Yield, Prepayment and Weighted Average Life—General” in this prospectus supplement and “Risk Factors—Risks Related to Mortgage Loans with Interest-Only Payments” and “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.]

[Delinquencies Due to Servicing Transfer]

[As described in this prospectus supplement, servicing of approximately [    ]% of the mortgage loans initially serviced by [    ] will be transferred to one or more other servicers on or about [    ]. It is also possible that servicing of mortgage loans may be transferred in the future in accordance with the provisions of the [trust agreement] [servicing agreement] as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under the related servicing agreement, (2) the exercise by the seller of its right to terminate one or more servicers without cause upon [    ] written notice, (3) with respect to certain servicers, the occurrence of certain mortgage loss and delinquency triggers, or (4) the transfer of severely delinquent loans for servicing by a special servicer.

Disruptions resulting from servicing transfers may affect the yield of the certificates.
See “The Servicer” and “Mortgage Loan Servicing” in this prospectus supplement and “Risk Factors—Delinquencies Due to Servicing Transfer” in the prospectus.]
Risks Related to Geographic Concentration of Mortgage Loans

Approximately [    ]% of those mortgage loans are secured by properties located in [    ]. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in [    ] because certain conditions in that state will have a disproportionate impact on the mortgage loans in general.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Geographic Concentration of the Mortgage Loans” in the prospectus. For additional information regarding the geographic concentration of the mortgage loans to be included in each mortgage pool, see the geographic distribution tables in Annex A of this prospectus supplement.

Greater Risk Involving Certain Property Types

[Approximately [   ]% of the mortgage loans are secured by liens on multifamily properties or mixed residential/commercial properties.]  [In addition, approximately [   ]% of the mortgage loans are secured by liens on fee simple and/or leasehold interests in various types of commercial property.]  [Approximately [   ]% of the mortgage loans are secured by liens on [manufactured homes/home improvement loans/cooperative dwellings]].  Mortgage loans secured by multifamily property, mixed use property, commercial property, manufactured homes, home improvement loans or cooperative dwellings may result in higher losses as a result of delinquency, foreclosure or repossession than loans secured by single-family property.  If these losses are greater than expected, and credit support is not available to absorb the losses, investors in the certificates could suffer a loss on their investment.

Less Reliable Prepayment Loss and Foreclosure Information For Newly Originated Mortgage Loans

[Some of the mortgage loans in the trust are of relatively recent origin.  As a result, reliable prepayment, loss and foreclosure statistics for these mortgage loans may not be available, and the rating agencies may have difficulty in estimating potential losses on the mortgage loans.  If losses on these mortgage loans are greater than expected, investors in the certificates may experience a loss on their investment.]

Recent Developments in the Residential Mortgage Market May Adversely Affect the Yields of the Offered Certificates

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the yield on your certificates.  Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector.  In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation.  A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

[The following two paragraphs apply only if the mortgage pool includes mortgage loans with an adjustable rate feature.]  [Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans.  Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin.  This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates.  A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing.  Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  These events, alone or in combination, may contribute to higher delinquency rates.]

See “Risk Factors—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy.  Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims.  The financial condition of a mortgage lender may also be adversely affected by the increasing rate of delinquencies and defaults on adjustable rate loans.

The inability of an originator to repurchase mortgage loans in the event of breaches of representations and warranties may affect the performance of the offered certificates.

[The following two paragraphs apply only if the mortgage pool includes subprime loans:]  [The mortgage loans in the trust fund include subprime mortgage loans, and it is possible that an originator, due to substantial economic exposure to the subprime mortgage market, for financial or other reasons may not be capable of repurchasing or substituting for any defective mortgage loans in the trust fund.  You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on your certificates.

See “Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” in the prospectus.  See also “Description of the Mortgage Pools” in this prospectus supplement for a description of the characteristics of the mortgage loans and “Origination of the Mortgage Loans and Underwriting Guidelines” for a general description of the underwriting guidelines applied in originating the mortgage loans.]

[The following paragraph applies only if the mortgage pool does NOT include subprime loans:]  The mortgage loans in the trust fund do not include subprime mortgage loans; however, many originators that underwrite prime or “alt-A” mortgage loans also underwrite subprime mortgage loans and consequently may have exposure to the subprime mortgage market.  You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on your certificates.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

Violations of certain federal, state or local laws and regulations relating to the protection of consumers, unfair and deceptive practices and debt collection practices may limit the ability of the servicer to collect all or part of the principal of or interest on the related mortgage loans and, in addition, could subject the trust fund to damages and administrative enforcement.

See “Risk Factors—Violations of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans” in the prospectus.
Violation of Predatory Lending Laws/Risks Related to High Cost Loans

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust fund, as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans. If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected loans and pay any related liabilities, certificateholders could incur losses.

For a discussion of anti-predatory lending laws and the effect of any “high cost” loans on the trust fund, see “Risk Factors—Predatory Lending Laws/High Cost Loans” in the prospectus.
Environmental Risks

Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to ensure payment of the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against the property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, a lender may be liable, as an “owner” or “operator,” for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner.

See “Legal Aspects of Loans—Environmental Considerations” in the prospectus.

A lender also risks such liability on foreclosure of the mortgage. Any such lien arising with respect to a mortgaged property would adversely affect the value of the mortgaged property and could make impracticable foreclosure on the mortgaged property in the event of a default by the related borrower. In addition, certain environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead paint, radon or other hazardous substances.

Certain of the Mortgage Loans will be covered by a limited environmental insurance policy, as described under “Description of the Mortgage Pool—General” in this prospectus supplement.

[Additional risk factors to be provided as applicable.]

Glossary

A glossary of defined terms used in this prospectus supplement begins on page S-[    ]. Any terms used in this prospectus supplement and not defined in the glossary are defined in the accompanying prospectus.

Description of the Certificates

General

[The Series [    ] Mortgage Pass-Through Certificates will consist of the following Classes:

•

the Class [  ] Certificates,

•

the Class [    ] Certificates, and

•

the Class R Certificate.

Only the Offered Certificates are offered hereby.]

The Certificates will evidence the entire beneficial ownership interest in the Trust Fund.  The Trust Fund will generally consist of:

•

the Mortgage Loans;

•

deposits in the Certificate Account made in respect of the Mortgage Loans;

•

property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure; and

•

any applicable insurance policies and all proceeds thereof.

[In addition, the Certificates will represent beneficial ownership interests in the Supplemental Interest Trust, the primary asset of which will be the Swap Agreement described under “—Supplemental Interest Trust—Interest Rate Swap Agreement,” and all proceeds thereof.]

Each class of Offered Certificates will be issued in the respective approximate Class Principal Amount specified in the table on page S-1 and will accrue interest at the respective Interest Rate specified in the table on page S-1 and as further described under “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments.” The REMIC residual certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described herein.  The original Class Certificate Principal Amount of the Offered Certificates may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined herein) of the Mortgage Loans is increased or decreased as described under “Description of the Mortgage Pool” herein.

Distributions on the Offered Certificates will be made on the [25th] day of each month (or, if the [25th] day is not a Business Day the next succeeding Business Day), commencing [     ], to Certificateholders of record on the immediately preceding Record Date.

[For purposes of allocating distributions of principal and interest on the Senior Certificates, (1) the Group [    ] Certificates will relate to, and generally will be limited to collections from, the Pool [    ] Mortgage Loans and (2) the Group [    ] Certificates will relate to, and generally will be limited to collections from, the Pool [    ] Mortgage Loans. However, holders of each class of [    ] Certificates will receive the benefit of Monthly Excess Interest generated by each Mortgage Pool and, to a limited extent, certain principal payments generated by the Mortgage Pool unrelated to that class. Holders of [    ] Certificates will be entitled to receive distributions based upon principal and interest collections from each Mortgage Pool, but such rights to distributions will be subordinate to the rights of the holders of the [    ] Certificates to the extent described herein.]

[The [    ] Certificates will be entitled to Monthly Excess Cashflow, if any, remaining after required distributions are made to the [    ] Certificates and to pay certain expenses of the Trust Fund (including payments to the [Swap Counterparty]). The [    ] Certificates will solely be entitled to receive all Prepayment Premiums and Lockout Fees received in respect of the Mortgage Loans from each Mortgage Pool and, accordingly, such amounts will not be available for distribution to the holders of the other classes of Certificates or to the Servicer as additional servicing compensation.  The [    ] Certificates will represent the remaining interest in the assets of the Trust Fund after the required distributions are made to all other classes of Certificates and will evidence the residual interest in the REMICs.]

[[    ] will initially hold the Class P and Class X Certificates and intends to enter into a NIMS Transaction.  The NIM Securities issued in the NIMS Transaction may be insured by a NIMS Insurer. If the NIM Securities are so insured, the NIMS Insurer will have certain rights under the Trust Agreement and the Servicing Agreement as described herein.]

Distributions on the Offered Certificates will be made on the Distribution Date to Certificateholders of record on the applicable record date specified in the table on page S-2. Distributions on the Offered Certificates will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided, that the final distribution in respect of any Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Trustee. See “The Trust Agreement—The Trustee” herein.

Book-Entry Registration

The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants. Each class of Book-Entry Certificates will be represented by one or more Global Securities that equal in the aggregate the initial Class Principal Amount of the related class registered in the name of the nominee of DTC. The Offered Certificates will be issued in minimum denominations in the principal amounts and the incremental denominations in excess thereof specified in the table on page S-2.

Beneficial Owners of the Book-Entry Certificates will hold their Certificates through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates that equal the initial Class Principal Amount of the related class of Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries names on the books of DTC. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate. Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. See “Description of the Securities—Book-Entry Registration” in the prospectus.

Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

For information with respect to tax documentation procedures relating to the Book-Entry Certificates, see “Material Federal Income Tax Considerations—Taxation of Securities Treated as Debt Instruments” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex A to in the prospectus.

[Exchangeable Certificates

General.  All or a portion of the Exchangeable Certificates may be exchanged for a proportionate interest in the related Exchangeable Certificates in the combinations shown in Annex [    ].  All or a portion of the Exchangeable Certificates may also be exchanged for the related offered certificates in the same manner.  This process may occur repeatedly.

The classes of offered certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding principal balances and notional amounts of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur.  Offered Certificates and Exchangeable Certificates in any combination may be exchanged only in the proportion that the original principal balances of such certificates bear to one another as  shown in Annex [   ].

Holders of Exchangeable Certificates will be the beneficial owners of a proportionate interest in the certificates in the related Combination Group and will receive a proportionate share of the distributions on those certificates.

Procedures.  If a Certificateholder wishes to exchange certificates, the Certificateholder must notify the [Trustee][Securities Administrator][Certificate Registrar] by [   ] at [   ] or [   ] no later than [   ] Business Days before the proposed exchange date.  The exchange date can be any Business Day other than the first or last Business Day of the month subject to the [Trustee’s][Securities Administrator’s] [Certificate Registrar’s] approval.  The notice must be on the Certificateholder’s letterhead, carry a medallion stamp guarantee and set forth the following information:  the CUSIP number of both certificates to be exchanged and certificates to be received, outstanding principal balance and/or notional amount and the original principal balance and/or notional amount of the certificates to be exchanged, the Certificateholder’s DTC participant number and the proposed exchange date.  After receiving the notice, the [Trustee][Securities Administrator][Certificate Registrar] will [e-mail] the Certificateholder with wire payment instructions relating to the exchange fee.  The Certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the Certificates.  A notice becomes irrevocable on the [    ] Business Day before the proposed exchange date.

In connection with each exchange, the Certificateholder must pay the [Trustee][Securities Administrator][Certificate Registrar] a fee equal to [   ].  In no event, however, will the fee be either less than $[    ] or greater than $[    ].

The [Trustee][Securities Administrator] will make the first distribution on an offered certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the following month to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations.  The characteristics of the Exchangeable Certificates will reflect the characteristics of the related offered certificates.  Investors should also consider a number of factors that will limit a Certificateholder’s ability to exchange offered certificates for Exchangeable Certificates and vice versa:

•

At the time of the proposed exchange, a Certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange.

•

A Certificateholder that does not own the certificates may be unable to obtain the necessary offered certificates or Exchangeable Certificates.

•

The Certificateholder of needed certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•

Certain certificates may have been purchased or placed into other financial structures and thus be unavailable.

•

Principal distributions will decrease the amounts available for exchange over time.

•

Only the combinations listed on Annex [   ] are permitted.]

Distributions of Interest

Calculation of Interest.  The amount of interest distributable on each Distribution Date in respect of each class of Offered Certificates will equal [    ] for such class and for such date. Interest will accrue on the Offered Certificates on the basis of [    ].

The Interest Rate for each class of Offered Certificates will be the applicable annual rate described under “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments.” [The Interest Rate for the Class [    ] Certificates will be the lesser of (1) LIBOR plus [    ] and (2) the Subordinate Net Funds Cap.]

[Basis Risk Shortfalls. With respect to each Distribution Date and any class of [    ] Certificates, such class will be entitled to the amount of any Basis Risk Shortfall or Unpaid Basis Risk Shortfall with interest thereon at the applicable Interest Rate (calculated without regard to the applicable Net Funds Cap) before the holders of the [    ] Certificates are entitled to any distributions. The [    ] Certificates will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall from Monthly Excess Cashflow, treated as paid from, and to the extent such funds are on deposit in, the Basis Risk Reserve Fund [and any amounts received under the Swap Agreement]. See “—Credit Enhancement—Application of Monthly Excess Cashflow” [and “—Supplemental Interest Trust—Interest Rate Swap Agreement”] below.  The source of funds on deposit in the Basis Risk Reserve Fund will be limited to (1) an initial deposit of $1,000 by the Sponsor and (2) certain amounts that would otherwise be distributed to the [    ] Certificates. Notwithstanding the foregoing, the amount of any Basis Risk Shortfall for any class of [    ] Certificates in respect of any Distribution Date may not exceed the amount, if any, by which (x) the amount payable at the applicable Maximum Interest Rate exceeds (y) the amount payable at the applicable Net Funds Cap.

The amount of Monthly Excess Cashflow distributable with respect to the [    ] Certificates on any Distribution Date will be reduced by the amount of any Basis Risk Payment not satisfied from amounts, if any, on deposit in the Basis Risk Reserve Fund.]

Interest Distribution Priorities.

The Interest Remittance Amount will be distributed on each Distribution Date concurrently, as follows:

(1)

[on any Distribution Date during the Revolving Period, to the Revolving Account, the purchase price of any Additional Mortgage Loans to be purchased on such Distribution Date;]

(2)

to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

(3)

to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

(4)

to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

(5)

to the Trustee, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Trust Agreement; and

(6)

[for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Interest Remittance Amount remaining undistributed for such Distribution Date.]

[The Cap Agreement.  As of the Closing Date, the Trustee, not individually, but solely in its capacity as Trustee of the Trust Fund, will enter into the Cap Agreement with the Cap Counterparty for the sole benefit of the [    ] Certificates.  The [Depositor] will establish the Cap Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date.  [Describe Cap Agreement.]]

[State whether the significance percentage with respect to the Cap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Cap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Cap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided.  If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

Prepayment Interest Shortfalls. When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received in the applicable Prepayment Period will be distributed to holders of the [    ] Certificates on the Distribution Date following that Prepayment Period.  To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month’s interest on the amount prepaid, a Prepayment Interest Shortfall could result.  [In contrast, in the case of a prepayment in full on a Mortgage Loan serviced by [    ] made in the same month in which such prepayment is distributed to Certificateholders, a Prepayment Interest Excess could result.]

[With respect to prepayments in full or in part, the [Master] Servicer will be obligated to pay Compensating Interest to the extent Prepayment Interest Shortfalls occur.]  See “Mortgage Loan Servicing—Prepayment Interest Shortfalls” herein.  Any Net Prepayment Interest Shortfall will reduce the Interest Remittance Amount available for distribution on the related Distribution Date.]

[Determination of LIBOR

[Description of how LIBOR is set to be provided.]

LIBOR for the first Accrual Period will be[    ]%.]

Distributions of Principal

General.  Distributions of principal on the Senior Certificates will be made primarily from the Principal Distribution Amount for the related Mortgage Pool and secondarily from the Principal Distribution Amount from the unrelated Mortgage Pool, from Monthly Excess Cashflow from each Mortgage Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below and from the Supplemental Interest Trust Amount (if any), as described under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” below. Distributions of principal on the Offered Subordinate Certificates and the Class B2 Certificates will be made primarily from the aggregate of the Principal Distribution Amounts from each Mortgage Pool after distributions of principal have been made on the Senior Certificates, and secondarily from Monthly Excess Cashflow from each Mortgage Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below and from the Supplemental Interest Trust Amount (if any), as described under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” below.

Principal Distribution Priorities.  The Principal Distribution Amount will be distributed on each Distribution Date in the following order of priority:

(1)

[on any Distribution Date during the Revolving Period, to the Revolving Account, the purchase price of any Additional Mortgage Loans to be purchased on such Distribution Date;]

(2)

to the [    ], [    ], and [    ] Certificates, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

(3)

to the [    ] Certificates, until the Class Principal Amount of such class has been reduced to zero;

(4)

to the [    ] Certificates, until the Class Principal Amount of such class has been reduced to zero; and

(5)

[for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Principal Distribution Amount remaining after application pursuant to clauses (1) through (3) above.]

Credit Enhancement

Credit enhancement for each Class of Certificates will take the form of [described as applicable]:

•

[an irrevocable letter of credit]

•

[the subordination of the Subordinate Certificates to the Senior Certificates]

•

[reserve funds]

•

[a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy]

•

[a surety bond or certificate guarantee insurance policy]

•

[the use of cross-support features]

•

[overcollateralization]

•

[excess interest]

•

[an interest rate swap agreement]

[If any credit enhancement provider is liable or contingently liable to provide payments representing 10% or more of the cashflow supporting any class of Certificates, a description of any such credit enhancement provider will be provided, including the name of the credit enhancement provider, the organizational form of the credit enhancement provider and the general character of the business of the credit enhancement provider.]

[If any credit enhancement provider is liable or contingently liable to provide payments representing 10% or more, but less than 20% of the cashflow supporting any class of Certificates, financial data with respect to any such credit enhancement provider as required by Item 301 of Regulation S-K will be provided, and if any credit enhancement provider is liable or contingently liable to provide payments representing 20% or more of the cashflow supporting any class of Certificates, financial statements of any such credit enhancement provider meeting the requirements of Regulation S-X will be provided.]

Application of Realized Losses.  Realized Losses on the Mortgage Loans will have the effect of reducing amounts distributable in respect of, first, the [    ] Certificates [(both through the application of Monthly Excess Cashflow to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Distribution Date)]; second, the [    ] Certificates; third, the [    ] Certificates; and fourth, the [    ] Certificates, before reducing amounts distributable in respect of the Senior Certificates.

To the extent that Realized Losses are incurred, those Realized Losses will reduce the Pool Balance[, and thus may reduce the Overcollateralization Amount]. [As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make distributions of principal on the Offered Certificates.]

If on any Distribution Date after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Collection Period and distributions of principal on such Distribution Date, there are Applied Loss Amounts, the Certificate Principal Amounts of the [    ] Certificates will be reduced in inverse order of priority of distribution.  Applied Loss Amounts will be allocated in reduction of the Class Principal Amount of first, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero; second, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero; third, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero; and fourth, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero.

Holders of the [    ] Certificates will not receive any distributions in respect of Applied Loss Amounts, [except from Monthly Excess Cashflow, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below] [and the Supplemental Interest Trust Amount (if any), as described under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” below].

In the event that the Servicer or the Master Servicer recovers any Subsequent Recovery, such Subsequent Recovery will be distributed in accordance with the priorities described under “—Distributions of Principal—Principal Distribution Priorities” in this prospectus supplement and the Class Principal Amount of each class of Certificates that has previously been reduced by an Applied Loss Amount will be increased as described in the definition of “Certificate Principal Amount.”  Any Subsequent Recovery that is received during a Prepayment Period will be included as a part of the Principal Remittance Amount for the related Distribution Date.

[Application of Monthly Excess Cashflow.  Any Monthly Excess Cashflow will, on each Distribution Date, be distributed in the following order of priority:

(1)

[on any Distribution Date during the Revolving Period, to the Revolving Account, the purchase price of any Additional Mortgage Loans to be purchased on such Distribution Date;]

(2)

to the [    ], [    ], and [    ] Certificates, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

(3)

to the [    ] Certificates, until the Class Principal Amount of such class has been reduced to zero;

(4)

[to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the [    ] Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Distribution Date;]

(5)

[to the [    ] Certificates, any Deferred Amount for each such class and such Distribution Date; and]

(6)

to the [Residual] Certificate, any remaining amount.

[The Residual Certificate

In addition to distributions of principal and interest, the holder of the Residual Certificate will be entitled to receive, generally, (1) the amount, if any, of any Available Distribution Amount remaining on any Distribution Date after distributions of principal and interest are made on the regular interests and on the Residual Certificate on that date and (2) the proceeds, if any, of the assets of the Trust Fund remaining after the principal amounts of the regular interests and of the Residual Certificate have been reduced to zero. It is generally not anticipated that any material assets will be remaining for distributions at that time. See “Material Federal Income Tax Considerations” herein and in the accompanying Prospectus.]

[Supplemental Interest Trust

[Interest Rate Swap Agreement.] [Description of any swap agreement to be provided.]

The Trustee will establish the Supplemental Interest Trust Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date. The Trustee will deposit into the Supplemental Interest Trust Account any Supplemental Interest Trust Amount received by the Trustee, and the Trustee will distribute from the Supplemental Interest Trust Account any Supplemental Interest Trust Amount pursuant to the priority of payments set forth under “—Application of Deposits and Payments Received by the Supplemental Interest Trust” below.

[State whether the significance percentage with respect to the Swap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Swap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Swap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided.  If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

Application of Deposits and Payments Received by the Supplemental Interest Trust. The Supplemental Interest Trust Amount will, on each Distribution Date, be distributed from the Supplemental Interest Trust Account in the following order of priority:

(1)

to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

(2)

[to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the [    ] Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Distribution Date;]

(3)

to the [Residual] Certificate, any remaining amount.

Optional Purchase of the Mortgage Loans

On the Initial Optional Termination Date, the [    ], with the prior written consent of [the NIMS Insurer] [LBH] (which consent shall not be unreasonably withheld), will have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust Fund for a price equal to the Purchase Price.  The Master Servicer, the Securities Administrator, the Trustee, each Servicer and each Custodian will be reimbursed from the Purchase Price for (i) any outstanding Advances, servicing advances and unpaid Servicing Fees, as applicable and (ii) any other amounts due under the Trust Agreement, the Servicing Agreement or the Custodial Agreement, as applicable. [If [    ] fails to exercise such option, the NIMS Insurer will have the right to direct [    ] to exercise such option so long as it is insuring the NIM Securities or is owed any amounts in connection with such guaranty of the NIM Securities.] If such option is exercised, the Trust Fund will be terminated. If [    ] fails to exercise such option [(either voluntarily or at the direction of the NIMS Insurer)] on the Initial Optional Termination Date, the margin of each class of Offered Certificates will be increased as described under “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments” herein.

[Mandatory Auction Call of the Certificates

[Mandatory Auction Call.] [Description of the auction procedure and any market value swap agreement to be provided.]

[On [date], the Auction Administrator will solicit bids for purchase of [all of] [the Class [   ], Class [   ] and Class [   ]] Certificates in the secondary market from dealers and institutional investors.  If bids are received for the entire amount of the Certificates subject to the mandatory auction, then the auction will have been successful and the Certificates will be sold to the highest bidders.  The prices at which the Certificates are sold through this procedure will be used as the value of the Certificates for purposes of the Market Value Swap Agreement.  If the total auction price is less than par, the Market Value Swap Counterparty will pay the shortfall.  If the total auction price is greater than par, then the Market Value Swap Counterparty will receive the excess.  If the total auction price is less than par, the original investors in the Certificates will receive the auction price plus the Market Value Swap Agreement proceeds, which together will equal par.

The mandatory auction will close if sufficient bids are received covering all of the Certificates that are subject to the mandatory auction, and if the Market Value Swap Agreement covers any shortfall from par.  If these conditions are not met, then the auction will have failed and the original investors will retain their Certificates.  If these conditions are met, then the auction will close, and the original investors will be obligated to tender their Certificates and will receive the required par purchase price.  The tender will take place through the book-entry facilities, with no action required on the part of Certificateholders.  When the mandatory auction closes and the original investors tender their Certificates and receive the par purchase price, the Certificates will remain outstanding, and continue to receive distributions in accordance with their original terms.]

[State whether the significance percentage with respect to the Market Value Swap Agreement is less than 10%, or 10% or more but less than 20%, or 20% or more.]

The Auction Administrator. [Description of auction administrator].

The Market Value Swap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Swap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided.  If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

Fees and Expenses of the Trust Fund

In consideration of their duties on behalf of the Trust Fund, the Servicer, [the LPMI Provider], [the Master Servicer], the Trustee, [the Securities Administrator] [and the Credit Risk Manager] will receive from the assets of the Trust Fund certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Servicer	monthly

For each Mortgage Loan, a monthly fee paid to each Servicer out of interest collections received from the related Mortgage Loan calculated on the outstanding principal balance of each Mortgage Loan [    ]% per annum for each Mortgage Loan.

Withdrawn from the related Servicing Account in respect of each Mortgage Loan serviced by that Servicer, before payment of any amounts to Certificateholders.

[LPMI Provider]	monthly

For any Mortgage Loan covered by an LPMI Policy, the product of the outstanding Scheduled Principal Balance of the related Mortgage Loan and an annual percentage rate of [    ]% of the Scheduled Principal Balance of each Mortgage Loan insured under the LPMI Policy

Payable out of funds on deposit in the [ ] Account, before payment of any amounts to Certificateholders.
[Master Servicer]	monthly	[Describe Fee.]	[Describe how and when payable.]
Trustee	annually	[Describe Fee.]	[Describe how and when payable.]
[Custodian]	monthly	[Describe Fee.]	[Describe how and when payable.]
[Securities Administrator]	monthly	[Describe Fee.]	[Describe how and when payable.]
[Credit Risk Manager]	monthly	[Describe Fee.]	[Describe how and when payable.]

The Servicing Fees set forth in the table above may not be increased without amendment of the Servicing Agreement as described under “Mortgage Loan Servicing—Amendment of the Servicing Agreement” below. None of the other fees set forth in the table above may be changed without amendment of the [Trust] Agreement as described under “The Trust Agreement—Certain Matters Under the Trust Agreement—Amendment of the Trust Agreement” below.

Expenses of the Servicer, the Custodians, the Master Servicer and the Securities Administrator will be reimbursed before payments are made on the Certificates. Expenses of the [Trustee] will be reimbursed up to $[    ] annually before payments of interest and principal are made on the Certificates; any additional unpaid expenses above $[    ] in any year will be paid to the Trustee to the extent of any remaining Interest Remittance Amount after all payments of Current Interest and any Carryforward Interest on the Certificates.

Description of the Mortgage Pool

General

Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein are derived solely from the characteristics of the Mortgage Loans as of the Cut-off Date. Whenever reference is made herein to the characteristics of the Mortgage Loans or to a percentage of the Mortgage Loans, unless otherwise specified, that reference is based on the Cut-off Date Balance.

The Trust Fund will primarily consist of approximately [      ] [describe Mortgage Loans] Mortgage Loans, all of which have original terms to maturity from the first due date of the Scheduled Payment of not more than 30 years, and which have a Cut-off Date Balance (after giving effect to Scheduled Payments due on such date) of approximately $[      ].

Approximately [      ]% of the Mortgage Loans were acquired by LBH from [      ]. Underwriting guidelines of the type described under “The Originators and the Underwriting Guidelines” were applied by the Originators underwriting the Mortgage Loans. [Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.] The Mortgage Loans will be acquired by the Depositor from the Seller and the Depositor will, in turn, convey such Mortgage Loans to the Trust Fund. See “The Trust Agreement—Assignment of Mortgage Loans.”

[Approximately [    ] (or [    ]%) of the Mortgage Loans are Fixed Rate Mortgage Loans and approximately [    ] (or [    ]%) of the Mortgage Loans are Adjustable Rate Mortgage Loans, as described in more detail under “Adjustable Rate Mortgage Loans” below. Interest on the Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.]

[Approximately [    ] (or [    ]%) of the Mortgage Loans are First Lien Mortgage Loans and approximately [    ] (or [    ]%) are Second Lien Mortgage Loans or deeds of trust or similar security instruments on Mortgaged Property consisting of residential properties including [indicate types of properties].  Approximately [    ] (or [    ]%) of the Mortgage Loans are Home Improvement Loans.]

Pursuant to its terms, each Mortgage Loan[, other than a loan secured by a condominium unit,] is required to be covered by a standard hazard insurance policy in an amount generally equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property. Generally, a cooperative housing corporation or a condominium association is responsible for maintaining hazard insurance covering the entire building. See “Description of Mortgage and Other Insurance—Hazard Insurance on the Loans” in the prospectus.

Approximately [    ]% of the Mortgage Loans are 80+ LTV Loans. [In the case of the Second Lien Mortgage Loans, all of the related Mortgaged Properties have Combined Loan-to-Value Ratios no greater than 100%.]

Approximately [    ]% of the 80+ LTV Loans are covered by existing borrower-paid primary mortgage insurance policies. [With respect to approximately [    ]% of the 80+ LTV Loans, LBH has acquired initial primary mortgage insurance coverage through [    ], as described under “—Primary Mortgage Insurance” below.  Second Lien Mortgage Loans are not covered by these primary mortgage insurance policies. Such primary mortgage insurance coverage will generally have the effect of reducing the original Loan-to-Value Ratios of such 80+ LTV Loans to 60%.]

Approximately [    ]% of the Mortgage Loans are fully amortizing. [However, approximately [    ]% of the Mortgage Loans are Balloon Loans. The Balloon Loans are generally expected to have original terms to maturity of [    ] years. The ability of the borrower to repay a Balloon Loan at maturity frequently will depend on such borrower’s ability to refinance the loan. Any loss on a Balloon Loan as a result of the borrower’s inability to refinance the loan will be borne by Certificateholders, to the extent not covered by the applicable credit enhancement. None of the Servicer, the Master Servicer, the Securities Administrator or the Trustee will make any Advances with respect to delinquent Balloon Payments.]

[Approximately [    ]% of the Mortgage Loans are Interest-Only Mortgage Loans that provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of [    ] years following the origination of the related Mortgage Loan. Following the applicable interest-only period, the monthly payment with respect to the Interest-Only Mortgage Loans will be increased to an amount sufficient to amortize the principal balance of the Interest-Only Mortgage Loan over its remaining term, and to pay interest at the related Mortgage Rate.]

[Approximately [    ]% of the Mortgage Loans provide for a Prepayment Premium or a Lockout Fee in connection with certain voluntary, full or partial prepayments made within the Prepayment Premium Period or Lockout Fee Period, as applicable, as described herein. The Prepayment Premium Periods and the Lockout Fee Periods range from [    ] to [    ] after origination. The amount of the applicable Prepayment Premium or Lockout Fee, to the extent permitted under applicable state law, is as provided in the related mortgage note; for approximately [    ]% of the Mortgage Loans with Prepayment Premiums or Lockout Fees, this amount is equal to [    ] month’s interest on any amounts prepaid in excess of [    ]% of the original principal balance during any [    ] period during the applicable Prepayment Premium Period or Lockout Fee Period, as applicable. [Prepayment Premiums and Lockout Fees will not be part of available funds applied to pay interest or principal on the Offered Certificates, but rather will be distributed to the holders of the Class P Certificates.] The Servicer may waive (or permit a subservicer to waive) a Prepayment Premium or Lockout Fee without the consent of the Trustee and the NIMS Insurer (and without reimbursing the Trust from its own funds for any foregone Prepayment Premium or Lockout Fee, as applicable) only if (i) the prepayment is not the result of a refinancing by such Servicer or its affiliates and such waiver relates to a default or a reasonably foreseeable default and, in the reasonable judgment of the Servicer, such waiver would maximize recovery of total proceeds from the Mortgage Loan, taking into account the value of the Prepayment Premium or Lockout Fee and the related Mortgage Loan or, (ii) relates to a Prepayment Premium or Lockout Fee the collection of which would, in the reasonable judgment of the Servicer, be in violation of law. The Servicer will be obligated to deposit with the Master Servicer from its own funds the amount of any Prepayment Premium or Lockout Fee to the extent not collected from a borrower (except with respect to a waiver of any such Prepayment Premium or Lockout Fee as described above).]

As of the Cut-off Date, [    ] of the Mortgage Loans in the Trust Fund will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

[None of the Mortgage Loans are subject to negative amortization.]

[As of the Cut-off Date, approximately [    ]% of the Mortgage Loans were less than 30 days delinquent in payment and approximately [    ]% of the Mortgage Loans were at least 30 but less than 60 days delinquent.]

Historical Delinquency Information

The following table[s] set forth the historical delinquency experience of the Mortgage Loans:

[Table to be provided showing historical delinquency.]

[Adjustable Rate Mortgage Loans

Approximately[    ]% and [    ]% of the Adjustable Rate Mortgage Loans are [Six-Month LIBOR] Mortgage Loans and [    ] Mortgage Loans, respectively. There will be corresponding adjustments to the monthly payment amount for each Adjustable Rate Mortgage Loan on the related Adjustment Date; provided that the first such adjustment for approximately [    ]% of the Adjustable Rate Mortgage Loans will occur after an initial period of approximately [    ] years following origination and in the case of approximately [    ]% of the Adjustable Rate Mortgage Loans, approximately [    ] years following origination.

On each Adjustment Date for an Adjustable Rate Mortgage Loan, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8%, of the applicable Index and the Gross Margin, provided that the Mortgage Rate on each such Adjustable Rate Mortgage Loan will not increase or decrease by more than the related Periodic Cap on any related Adjustment Date and will not exceed the related Maximum Rate or be less than the related Minimum Rate. The Mortgage Rate generally will not increase or decrease on the first Adjustment Date by more than the Initial Cap; the Initial Caps range from [    ]% to [    ]% for all of the Adjustable Rate Mortgage Loans. Effective with the first monthly payment due on each Adjustable Rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the Mortgage Rate on each such Adjustable Rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the applicable Index and the related Gross Margin, rounded as described herein. See “—The Indices” below.

The Adjustable Rate Mortgage Loans generally do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.]

[The Indices

The Index used in the determination of the Mortgage Rates of the Mortgage Loans will be [                      ], as published by [             ]. See “The Trust Funds—The Mortgage Loans—General” in the prospectus.]

[Commercial, Multifamily and Mixed Use Loans

General

[   ] Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ] (representing approximately [   ]% of the Mortgage Loans), are commercial loans.  Approximately [   ]% of the commercial loans were thirty days or more, but less than sixty days, delinquent in payment as of the [        ].

[   ] Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ] (representing approximately [   ]% of the Mortgage Loans) are multifamily loans or mixed use loans.  Approximately [   ]% of the multifamily loans or mixed-use loans were thirty days or more, but less than sixty days, delinquent in payment as of [        ].

[For each specific commercial loans provide to the extent material the following information:

The [provide commercial loan name or loan number] has the following characteristics:

[Description of the location and present use of the mortgaged property]

[Net operating income and net cash flow information, as well as the components of net operating income net cash flow to be provided]

[The current occupancy rates for the commercial property to be provided]

[The identity, square feet occupied by and lease expiration dates for the three largest tenants to be provided]

[Description of the nature and amount of all other material mortgages, liens or encumbrances against the property]

[Any additional commercial loan level information as necessary to be provided]]

[Environmental Insurance

The Trustee will be the beneficiary, for the benefit of the Certificateholders, of environmental insurance policies providing limited coverage against certain environmental risks with respect to the Mortgaged Properties securing certain commercial, multifamily and mixed use loans.  [insert description of coverage and limitations]]

[Participation Interests in Mortgage Loans

General

[   ] Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ] (representing approximately [   ]% of the Mortgage Loans) are represented by Participation Interests.

[Terms of the Participation Agreements

The Issuing Entity will own the entitlement to the related Mortgage Loans under the related Participation Agreement, and the entitlement to the remaining interest and principal payments on the related Mortgage Loan will not be owned by the Issuing Entity.  Under the related Participation Agreement, the Servicer services the related Mortgage Loan on behalf of all of the respective owners, and the mortgage file for each Mortgage Loan will be held by a single custodian or trustee on behalf of all of the respective owners.  Under the related Participation Agreement, the Servicer is obligated to service the related Mortgage Loan in accordance with accepted servicing practices for that mortgage loan type as described herein under “Mortgage Loan Servicing.”  All collections received as to that Mortgage Loan will be promptly remitted to the respective owners of the participation interests.  The Servicer will not make advances for delinquent scheduled payments.]]

The terms of each Participation Agreement are as follows:

[Table to be provided showing balances, interest rates, expected maturities, servicer and the Issuing Entity’s ownership percentage under each Participation Agreement.]

[The offering documents for each Participation Agreement are provided as Annex [C] to this Prospectus Supplement.]

[Primary Mortgage Insurance

Approximately [    ]% of the Mortgage Loans are 80+ LTV Loans. See “Description of the Mortgage Pool—General.” Approximately [    ]% of the 80+ LTV Loans are covered by existing primary mortgage insurance policies which were acquired by the related borrower.  In addition, the [    ] Policy will be acquired on or prior to the Closing Date from [    ] with respect to approximately [    ]% of the 80+ LTV Loans.

The LPMI Policy is subject to various limitations and exclusions as described above or as provided in the LPMI Policy, and will provide only limited protection against losses on defaulted Mortgage Loans.

[LPMI Provider].  [Description of the LPMI Provider to be provided.]

The Mortgage Loans

The Mortgage Loans are expected to have the approximate characteristics as of the Cut-off Date as set forth in Annex A to this prospectus supplement.  The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the tables in Annex A may not equal the totals due to rounding.

Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

As of the Closing Date, approximately [    ]% and [    ]% of the Pool 1 Mortgage Loans will be serviced by [    ] and [    ], respectively.

No more than approximately [    ]% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

[Conveyance of Subsequent Mortgage Loans

On the Closing Date, approximately $[     ], which represents [         ]% of the Mortgage Pool, will be deposited by the Trustee into an eligible account.  During the period from the Closing Date to [     ], the Depositor is expected to purchase from time to time Subsequent Mortgage Loans from the Seller and, in turn, sell all such Subsequent Mortgage Loans to the Trust Fund for inclusion in the Mortgage Pool.  The purchase price for each Subsequent Mortgage Loan will equal its Scheduled Principal Balance as of the date of origination (reduced by principal payments due or paid prior to the purchase date, if any) and will be paid by the Trustee from the related Pre-Funding Amount.

The mortgage loans expected to be conveyed as the Subsequent Mortgage Loans by the Seller will have the same general characteristics as the Mortgage Loans in the Trust Fund as of the Cut-off Date.

Pursuant to the Trust Agreement, the conveyance of Subsequent Mortgage Loans to the Trust Fund may be made on any Business Day during the Pre-Funding Period, subject to certain conditions in the Transfer and Servicing Agreement being satisfied, including, among others, that:

(1)

[The Subsequent Mortgage Loans conveyed on the subsequent transfer date must satisfy the same representations and warranties applicable to the Initial Mortgage Loans set forth in the Mortgage Loan Purchase Agreement, which representations and warranties have been confirmed by the Rating Agencies;

(2)

The Subsequent Mortgage Loans conveyed on the subsequent transfer date are selected in a manner reasonably believed not to be adverse to the interests of the Certificateholders;

(3)

The Trustee receives an officer’s certificate confirming the satisfaction of each condition precedent and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Subsequent Mortgage Loans in the forms substantially similar to those delivered on the Closing Date;

(4)

The conveyance of the Subsequent Mortgage Loans on the subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the Certificates;

(5)

No Subsequent Mortgage Loan conveyed on the subsequent transfer date may be more than one payment delinquent in payment;

(6)

Each Subsequent Mortgage Loan will have been underwritten substantially in accordance with the Originator’s underwriting guidelines;

(7)

No Subsequent Mortgage Loan may have a remaining term to maturity exceeding [     ] months;

(8)

No Subsequent Mortgage Loan may have a Loan-to-Value Ratio greater than [125]%;

(9)

The weighted average Mortgage Rate for all the Mortgage Loans at the end of the Pre-Funding Period must not be more than 100 basis points lower than the weighted average Mortgage Rate of the Initial Mortgage Loans;

(10)

Following the conveyance of the Subsequent Mortgage Loans on the subsequent transfer date, the characteristics of the Mortgage Loans the Mortgage Pool will remain substantially similar to the characteristics of the Initial Mortgage Loans in the Mortgage Pool as of the Cut-off Date; and

(11)

An independent accountant must provide the Depositor, the Rating Agencies, the Trustee and the Underwriters with a letter stating that the characteristics of the Subsequent Mortgage Loans conform to the characteristics described above and in the Trust Agreement.]

If the Trust Fund does not apply the full Pre-Funding Amount towards the purchase of Subsequent Mortgage Loans prior to the end of the Pre-Funding Period, then such remaining proceeds in the Pre-Funding Account will be paid as a principal prepayment to the related Certificateholders on the [     ] Distribution Date.

On the Closing Date, the Trustee will also establish a Capitalized Interest Account which will be funded by an initial deposit made by the Depositor on the Closing Date of approximately $[     ], which represents approximately [     ]% of the total principal balance of the Mortgage Pool as of the Cut-off Date.  Amounts in the Capitalized Interest Account will be applied by the Trustee during the Pre-Funding Period to pay interest on that portion of the Certificates supported by the Pre-Funding Amount.  At the end of the Pre-Funding Period, any remaining funds in the Capitalized Interest Account will be paid to the Depositor and the account will be terminated.]

[Acquisition by the Trustee of Additional Mortgage Loans

On the first Distribution Date and until [          ], the Depositor may direct the [Trustee][Securities Administrator] to apply all or a portion of the distributions that would otherwise be made to Certificateholders in respect of [interest] [principal] [excess interest] to purchase Additional Mortgage Loans from the Depositor for inclusion in the Trust Fund of the same general character as the Mortgage Loans included in the Trust Fund on the Closing Date.  If the Depositor so directs, the Trustee will deposit all or a portion of the amount of [interest] [principal] payable on the Mortgage Loans [and excess interest] that would otherwise be made to Certificateholders into the Revolving Account, and will apply deposits in the Revolving Account to fund the purchase of Additional Mortgage Loans, provided certain other conditions are satisfied at the time of purchase.

Funds on deposit in the Revolving Account may only be applied to acquire Additional Mortgage Loans for the Mortgage Pool on the Distribution Date on which such funds were deposited therein. If any amounts in the Revolving Account are not used to purchase Additional Mortgage Loans on the any Distribution Date, such amounts will be added to the [Interest Remittance Amount] [Principal Remittance Amount] [Monthly Excess Cashflow] for such Distribution Date and will be distributed to Certificateholders.

The purchase price for each Additional Mortgage Loan will equal its principal balance as of the date of origination (reduced by principal payments due or paid prior to the purchase date, if any), and the aggregate purchase price of all Additional Mortgage Loans purchased by the Trust Fund during the Revolving Period may not exceed $[       ].  Additional Mortgage Loans will have the same general characteristics as the Mortgage Loans transferred to the Trust Fund on the Closing Date.

Pursuant to the Trust Agreement, the conveyance of Additional Mortgage Loans to the Trustee may be made on any Business Day during the Revolving Period, subject to certain conditions set forth in the Trust Agreement being satisfied, including, among others that:

(1)

The Additional Mortgage Loans at the time of conveyance to the Trust Fund must satisfy the representations and warranties set forth in the Sale and Assignment Agreement, which representations and warranties have been confirmed by the Rating Agencies;

(2)

The Additional Mortgage Loans are selected in a manner reasonably believed not to be adverse to the interests of the Certificateholders;

(3)

[The Trustee receives an officer’s certificate confirming the satisfaction of each condition precedent specified in the Trust Agreement and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Additional Mortgage Loans in the forms substantially similar to those delivered on the Closing Date;]

(4)

The conveyance of the Additional Mortgage Loans will not result in a reduction or withdrawal of any ratings assigned to the Offered Certificates;

(5)

[No Additional Mortgage Loan may be more than one monthly payment delinquent in payment at the time of conveyance to the Trust Fund];

(6)

Each Additional Mortgage Loan will have been underwritten substantially in accordance with the applicable Originator’s underwriting guidelines;

(7)

No Additional Mortgage Loan may have a remaining term to maturity exceeding [     ] months;

(8)

[No Additional Mortgage Loan may have a Loan-to-Value Ratio greater than 100%;]

(9)

The weighted average Mortgage Rate for all the Mortgage Loans at the end of the Revolving Period must not be more than [100] basis points lower than the weighted average Mortgage Rate of the Mortgage Loans as of the Cut-off Date;

(10)

Following the conveyance of the Additional Mortgage Loans on a subsequent transfer date, the weighted average characteristics of the Mortgage Loans in the Mortgage Pool will remain substantially similar to the characteristics of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date; and

(11)

[An independent accountant must provide the Depositor, the applicable rating agencies rating the Certificates, the Trustee and the Underwriter(s) at [applicable interval] with a letter stating that the characteristics of the Additional Mortgage Loans conform to the characteristics described above and in the Trust Agreement.]

[Additional transfer requirements and termination triggers to be described, as applicable.]

Static Pool Information

Static pool information with respect to the Sponsor’s prior securitized pools formed during the period from [specify date] to [specify date], presented by pool, is available online at [Internet address].  Access to this web address is unrestricted and free of charge.  Information available at this web address is deemed to be part of this prospectus supplement, except to the extent provided under “Static Pool Information” in the accompanying prospectus.  [Add reference to any third-party static pool information as applicable.]

Legal Proceedings

[Describe briefly any legal proceedings pending against the Sponsor, Depositor, Trustee, Issuing Entity, any Servicer (including any other entity involved in the servicing function, such any Master Servicer or Securities Administrator), any Originator or any other party contemplated by Item 1100(d)(1) of Regulation AB, or of which any property of the foregoing is the subject, that is material to Certificateholders.  Include similar information as to any such proceedings known to be contemplated by governmental authorities.]

Affiliations

[Describe whether, and how, the Sponsor, Depositor and/or Issuing Entity is an affiliate of any of the following parties as well as, to the extent known and material, whether, and how, any of the following parties are affiliates of any of the other following parties: any Servicer or any other entity involved in the servicing function, including any Master Servicer and/or Securities Administrator; the Trustee; any Originator; any significant obligor contemplated by Item 1112 of Regulation AB; any enhancement or support provider contemplated by Items 1114 or 1115 of Regulation AB; or any other material parties related to the asset-backed securities contemplated by Item 1100(d)(1) of Regulation AB.]

[Describe whether there is and if so, the general character of, any business relationship or arrangement that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the establishment of the Trust Fund and the issuance of the Certificates, between any of the parties listed in the preceding paragraph, or any affiliates of such parties, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the Certificates.]

[Describe, to the extent material, any specific relationships involving or relating to the Certificates or the Mortgage Pool, including the material terms and approximate dollar amount involved, between any of the parties listed in the first paragraph of this section, or any affiliates of such parties, that currently exists or that existed during the past two years.]

Additional Information

The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date.  A Current Report on Form 8-K will be filed, together with the Trust Agreement and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Trust Fund, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

In addition, within 135 days from the initial delivery of this prospectus supplement, Static Pool information for any series of Securities will be posted online at [    ].com.  The static pool data will be updated each month thereafter to reflect the current composition of the pool information. See “Static Pool Data” in the prospectus.

Pursuant to the Trust Agreement, [    ] will prepare a monthly statement to Certificateholders containing the information described under “The Trust Agreement—Reports to Certificateholders.” [    ] may make available each month, to any interested party, the monthly statement to Certificateholders via the[    ]’s website, located at [    ].

Underwriting Guidelines

Approximately [    ]% and [    ]% of the Mortgage Loans were originated by [    ] and [    ], in accordance with the [    ] Underwriting Guidelines and the [    ] Underwriting Guidelines, respectively.  [Identifying information and percentages to be provided for originators which originated 10% or more of the mortgage assets or any mortgage pool.]  The remainder of the Mortgage Loans were originated by other Originators in accordance with Underwriting Guidelines generally comparable to the General Underwriting Guidelines described below under “General Underwriting Guidelines.” Such General Underwriting Guidelines differ among the Originators in various areas. The following is a general summary of [    ] and the [    ] Underwriting Guidelines, and [    ] and the [    ] Underwriting Guidelines, and also the General Underwriting Guidelines believed by the Depositor to be generally applied, with some variation, by each other Originator.

[Originator Name]

[A description of Originator(s)’ form of organization for Originator(s) which contributed 20% or more of the asset pool to be provided.]

[    ] Underwriting Guidelines

[Description of the Underwriting Guidelines of the above Originator to be provided.]

General Underwriting Guidelines

[General description of Underwriting Guidelines applied by Originators which contributed to less than 20% or more of the mortgage assets or of any mortgage pool to be provided.]

[The Master Servicer]

[Description of any Master Servicer, including its name, duties and responsibilities, to be provided.]

[Description of allocation of servicing responsibilities to be provided.]

The Servicer

General

On the Closing Date, [    ] [and various other Servicers] will service approximately [    ]% and [    ]%, respectively, of the Mortgage Loans (by Cut-off Date Balance). [Identifying information and percentages to be provided for servicers which will service, as of the Cut-off Date, 10% or more of the mortgage assets or of any mortgage pool.]

[Servicer Name]

[Provide Regulation-AB compliant description of each Servicer which services 20% or more of the mortgage assets or of any mortgage pool, including the following:]

[Servicer form of incorporation, duration of servicing experience and general discussion of Servicer’s experience in servicing assets of any type as well as a more detailed discussion of Servicer’s experience in, and procedures for the servicing function in the current transaction to be provided.]

[Description of any material changes to Servicer’s policies or procedures in the servicing function the Servicer will perform in the current transaction for assets of the same type included in the current transaction for the past three years to be provided.]

[Information regarding Servicer’s financial condition to be provided to the extent that there is a material risk to the performance of the assets in the Mortgage Pool or the Certificates.]

[Description of the material terms of the related Servicing Agreement to be provided.]

[For a description of the material terms of collection of funds and the related Servicing Account, see “Mortgage Loan Servicing—Servicing Accounts and the Collection Account” in this prospectus supplement.]

[Description of any special or unique factors to be provided to the extent material in servicing the particular type of assets included in the current transaction.]

[Description of the terms of any arrangements to be provided to the extent material whereby Servicer is required or permitted to provide advances of funds regarding collections, cashflows or distributions.]  [If material, provide statistical information of servicer advances on the Mortgage Loans and the Servicer’s overall servicing portfolio for the past three years.]

[Description of the Servicer’s process for handling delinquencies, losses, bankruptcies and recoveries to be provided to the extent material.]

[Description of any ability of Servicer to waive or modify any terms, fees, penalties or payments on the assets and the effect of any such ability, if material, on the potential cashflows from the assets to be provided to the extent material.]

[Description of any material custodial responsibility of Servicer.]

[Description of any limitations on Servicer’s liability under the transaction agreements.]

[For a description of the material terms of any removal, replacement, resignation of Servicer or transfer of servicing provisions, see “Mortgage Loan Servicing” in this prospectus supplement.]

Administration of the Trust Fund

Servicing and Administrative Responsibilities

The Servicer, [the Master Servicer], [the Securities Administrator], the Trustee and the Custodians will have the following responsibilities with respect to the Trust Fund:

Party:	Responsibilities:
Servicer	Performing the servicing functions with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the Servicing Agreement, including, but not limited to:

•

collecting monthly remittances of principal and interest on the Mortgage Loans from the related borrowers, depositing such amounts in the Servicing Account, and delivering all amounts on deposit in the Servicing Account to the [Master Servicer] for deposit in the Collection Account on the Servicer Remittance Date;

•

collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

• making Advances with respect to delinquent payments of principal and interest on the Mortgage Loans (other than Balloon Payments);

•

paying customary costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property or (c) borrower-paid primary mortgage insurance policy premiums and fire and hazard insurance coverage;

• providing monthly loan-level reports to the [Master Servicer];
• maintaining certain insurance policies relating to the Mortgage Loans; and
• initiating foreclosure proceedings.
See “The Servicer” and “Mortgage Loan Servicing” below.
[Master Servicer	Performing the master servicing functions in accordance with the provisions of the Trust Agreement and the Servicing Agreement, including but not limited to:
• monitoring the Servicer’s performance and enforcing the Servicer’s obligations under the related Servicing Agreement;

•

collecting monthly remittances from the Servicer for deposit in the Collection Account on the Servicer Remittance Date and delivering all amounts on deposit in the Collection Account to the Securities Administrator for deposit in the Securities Administration Account on the Master Servicer Remittance Date;

• gathering the monthly loan-level reports delivered by the Servicer and providing a comprehensive loan-level report to the [Securities Administrator][Trustee] with respect to the Mortgage Loans;
• upon the termination of the Servicer, appointing a successor servicer, and until a successor servicer is appointed, acting as successor servicer; and
• upon the failure of the Servicer to make Advances with respect to a Mortgage Loan, making those Advances to the extent provided in the Trust Agreement.
See “The Master Servicer” and “Mortgage Loan Servicing” below.]
[Securities Administrator	Performing the securities administration functions in accordance with the provisions of the Trust Agreement, including but not limited to:

•

collecting monthly remittances from the [Master] Servicer for deposit in the Securities Administration Account and delivering all amounts on deposit in the Securities Administration Account to the Trustee for deposit in the Certificate Account on the Deposit Date;

•

preparing and distributing investor reports, including the monthly distribution date statement to Certificateholders based on information received from the [Master] Servicer [and the Swap Counterparty];

• preparing and filing annual federal and (if required) state tax returns on behalf of the Trust Fund;
• preparing and filing periodic reports with the Commission on behalf of the Trust Fund with respect to the Certificates; and
• until a successor master servicer is appointed, acting as successor master servicer in the event the Master Servicer resigns or is removed by the Trustee.
See “The Trust Agreement—The Securities Administrator” and “—Reports to Certificateholders” below.]
Trustee	Performing the trustee functions in accordance with the provisions of the Trust Agreement, including but not limited to:

•

receiving monthly remittances from the [Servicer][Master Servicer][Securities Administrator] for deposit in the Certificate Account and, based solely on the information contained in the investor reports, distributing all amounts on deposit in the Certificate Account to the Certificateholders;

• [depositing any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty into the Supplemental Interest Trust Account;]
• [distributing amounts on deposit in the Supplemental Interest Trust Account to the Certificateholders and the [Swap] Counterparty];
• preparing and distributing annual investor reports summarizing aggregate distributions to Certificateholders necessary to enable Certificateholders to prepare their tax returns;
• enforcing the obligations of each of the [Master] Servicer and the [Securities Administrator] under the Trust Agreement; and

•

acting as successor [securities administrator][master servicer] in the event the [Securities Administrator][Master Servicer] resigns or is removed by the Trustee unless a successor [securities administrator][master servicer] is appointed.

See “The Trust Agreement—The Trustee,” “—Certain Matters Under the Trust Agreement—Duties of the Trustee” and “—Reports to Certificateholders” below.
Custodians	Performing the custodial functions in accordance with the provisions of the custodial agreements, including but not limited to:
• holding and maintaining the Mortgage Loan documents related to the Mortgage Loans in a fireproof facility intended for the safekeeping of mortgage loan files on behalf of the Trustee.
See “Mortgage Loan Servicing—Custody of the Mortgage Files” below.

Trust Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans will, at all times before distribution thereof to the Certificateholders [or the Swap Counterparty], be invested in the Trust Accounts, which are accounts established in the name of the Trustee.  Funds on deposit in the Trust Accounts may generally be invested by the party responsible for such Trust Account in Eligible Investments, as described under “The Agreements—Investment of Funds” in the prospectus. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:
Servicing Account	Servicer	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders.
Collection Account	[Master Servicer]	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders.
[Securities Administration Account]	[Securities Administrator]	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders.
Certificate Account	Trustee	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders.
[Basis Risk Reserve Fund]	Trustee	[describe how investment earnings are applied.]
[Supplemental Interest Trust Account]	Trustee	[describe how investment earnings are applied.]
[Reserve Account]	Servicer	Any investment earnings will be paid to [ ] and will not be available for distribution to Certificateholders.

If funds deposited in the [    ] Account, the [    ] Account or the [    ] Account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds, without any right of reimbursement therefor.

Example of Distributions

The following sets forth an example of collection of payments from borrowers on the Mortgage Loans, transfer of amounts among the Trust Accounts and distributions on the Certificates for the Distribution Date in September 2005:

[ ] through [ ]	Collection Period:

Payments due during the related Collection Period ([    ] through [    ]) from borrowers will be deposited in the Servicer’s Servicing Account as received and will include scheduled principal payments due during the related Collection Period and interest accrued on the ending scheduled balance from the prior Collection Period.

[ ] through [ ]	Prepayment Period:

Principal prepayments received by the Servicer during the related Prepayment Period ([    ] through [    ]) will be deposited into such Servicer’s Servicing Account for remittance to the [    ] on the Servicer Remittance Date.

[month and day]	Servicer Remittance Date:

The Servicer will remit collections and recoveries in respect of the Mortgage Loans to the [    ] for deposit into the Collection Account on or prior to the [    ] day of each month (or if the 1[    ] day is not a Business Day, the [    ] Business Day), as specified in the Servicing Agreement.

[month and day]	[Master Servicer Remittance Date:]

[    ] Business Days immediately before the Distribution Date, the Master Servicer will remit to the [Securities Administrator][Trustee] amounts on deposit in the Collection Account for deposit into the [    ] Account, including any Advances made by the Servicer [or the Master Servicer] for that Distribution Date.

[month and day]	Record Date:	Distributions will be made to Certificateholders of record for all classes as of the Business Day [ ] the related Distribution Date.
[month and day]	Deposit Date:	On [ ], the [Securities Administrator][Master Servicer] will remit to the Trustee amounts on deposit in the [ ] Account for deposit into the Certificate Account.
[month and day]	Distribution Date:

On the [    ] day of each month (or if the [    ] day is not a Business Day, the next Business Day), the Trustee will make distributions to Certificateholders from amounts on deposit in the Certificate Account and the [Supplemental Interest Trust Account].

Succeeding months follow the same pattern.

Mortgage Loan Servicing

General

The Servicer will have primary responsibility for servicing the Mortgage Loans as described under “Administration of the Trust Fund—Servicing Responsibilities” above. Each of the Trustee, the Master Servicer [and the NIMS Insurer] are either parties or third party beneficiaries under the Servicing Agreement and can enforce the rights of the Seller thereunder. See “Servicing of Loans” in the prospectus.

Under the Servicing Agreement, the [Master Servicer][Trustee] has the authority to terminate the Servicer for certain events of default which indicate that either the Servicer is not performing, or is unable to perform, its duties and obligations under the related Servicing Agreement. If the [Master Servicer][Trustee] terminates the Servicer, the [Master Servicer][Trustee] will be required to appoint a successor servicer as provided in the Trust Agreement. Notwithstanding anything to the contrary in the prospectus, the [Master Servicer][Trustee] will not be ultimately responsible for the performance of the servicing activities by the Servicer, except as described under “—Advances” below.

In addition, under the Servicing Agreement, the Seller has the right to terminate the Servicer, without cause, upon [    ] notice, subject to certain conditions set forth in the Servicing Agreement, including payment of unreimbursed or unpaid Advances, servicing advances, Servicing Fees and applicable expenses of the Servicer in connection with the transfer of the Mortgage Loans to a successor servicer, [and payment of a termination fee which shall be payable by the Seller from its own funds and not reimbursable from the Trust Fund]. Any such termination without cause requires the consent of the Master Servicer, the Trustee [and the NIMS Insurer] and receipt of confirmation from the Rating Agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then current ratings of any of the Certificates. The Seller, with the prior written consent of the Master Servicer [and NIMS Insurer], may also terminate the Servicer if losses or delinquencies on the Mortgage Loans exceed certain trigger levels specified in the Servicing Agreement. No termination fee is paid to the terminated Servicer under such special termination events, but the Servicer will be reimbursed for unpaid Advances, servicing advances and Servicing Fees.

Any successor servicer must be qualified to service mortgage loans for Freddie Mac or Fannie Mae and must have a net worth of not less than $25,000,000.

Servicing Accounts and the Collection Account

The Servicer will establish and maintain a segregated Servicing Account in the name of the Trustee into which the Servicer will deposit payments on account of interest and principal for the related Mortgage Loans, less its Servicing Fee, as described under “Servicing of Loans—Deposits to and Withdrawal from the Collection Account” and “—Servicing Accounts” in the prospectus.  On the Servicer Remittance Date, the Servicer will remit the amounts on deposit in its Servicing Account to the [Master Servicer][Trustee] for deposit into the [    ] Account, which is maintained by [    ]. The Servicer and [    ] are entitled to reimburse themselves from the related Servicing Account or [    ] Account, as applicable, for any Advances made and expenses incurred, as described below under “—Servicing Compensation and Payment of Expenses” and “—Advances.” The Servicing Accounts and the [    ] Account will consist solely of amounts relating to the Mortgage Loans, and amounts on deposit therein will not be commingled with any other funds not related to the Trust Fund.

Reserve Accounts

Certain of the Mortgage Loans may require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including repairs to the Mortgaged Property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies.  In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit.  These amounts may be held in a custodial account by the applicable Servicer or an agent.  The loan documents will generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

Such amounts may not continue to be escrowed in the future.  In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease.  Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events.  In the event of default by a borrower, amounts in a related reserve account may generally be applied to pay amounts owed on the related Mortgage Loan.

Servicing Compensation and Payment of Expenses

[As compensation for master servicing, the Master Servicer is entitled to the compensation described under “Fees and Expenses of the Trust Fund.”]

The Servicer will be paid the applicable Servicing Fee for each Mortgage Loan serviced by it and any successor to the Servicer will in all cases receive a fee in an amount equal to, but not greater than, the applicable Servicing Fee. As additional servicing compensation, the Servicer is entitled to retain [    ].

The Servicing Fees are subject to reduction as described below under “Prepayment Interest Shortfalls”. See “Servicing of Loans—Servicing Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by [the Master Servicer and] the Servicer. The [Master Servicer and] the Servicer will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders. See “Servicing of Loans—Collection Procedures; Escrow Accounts” and “—Servicing Compensation and Payment of Expenses” in the prospectus.

Waiver or Modification of Mortgage Loan Terms

The Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any term of any Mortgage Loan so long as that waiver, modification or postponement is not materially adverse to the Trust Fund; provided, however, that unless the Servicer has received the prior written consent of the [Master Servicer] [Trustee] (and in certain cases, the NIMS Insurer), the Servicer may not permit any modification for any Mortgage Loan that would change the Mortgage Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding Scheduled Principal Balance (except for actual payments of principal) or change the final maturity date on that Mortgage Loan.  In the event of any such modification that permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer must make an Advance. However, the Servicer may not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax.

Prepayment Interest Shortfalls

When a borrower prepays a Mortgage Loan in full or in part between Scheduled Payment dates, the borrower pays interest on the amount prepaid only from the last Scheduled Payment date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. Any Prepayment Interest Shortfall is generally required to be paid by the Servicer, but only to the extent that such amount is not offset by Prepayment Interest Excess, if any, and does not exceed the total of the Servicing Fees on the Mortgage Loans serviced by it for the applicable Distribution Date. The [Master Servicer] [Trustee] is not required to fund any Prepayment Interest Shortfall required to be funded but not funded by the Servicer or a successor servicer as discussed herein.

Advances

The Servicer will generally be obligated to make Advances and servicing advances to the extent that such Advances or servicing advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Mortgage Loan. The [Master Servicer] [Trustee] will be obligated to make any required Advance if the Servicer fails in its obligation to do so, to the extent provided in the Trust Agreement. The [Master Servicer] [Trustee] and the Servicer, as applicable, will be entitled to recover any Advances or servicing advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient or if such Servicer believes such Advances or servicing advances will not be recoverable, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

The purpose of making these Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a Relief Act Reduction. No party which makes an Advance is entitled to interest on those Advances.

[Primary Mortgage Insurance

The [Master Servicer] [Trustee] and each Servicer will be required to take such action in servicing the Mortgage Loans as is necessary to keep the primary mortgage insurance policies in effect, and the Servicer will be responsible for filing claims under such primary mortgage insurance policies on behalf of the Trust Fund.]

Collection of Taxes, Assessments and Similar Items

The Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

The [Master Servicer] [Trustee] and the Servicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

The Servicing Agreement will provide that the Servicer will certify to the Depositor, the Trustee [and the Master Servicer] that all information prepared by it and provided to the[Master Servicer] [Trustee] relating to the Mortgage Loans serviced by the Servicer is accurate and complete in all material respects as of the last day of the period covered by that report and that generally the Servicer is in compliance with its obligations to report to the Master Servicer and is in compliance with its obligations under the Servicing Agreement. [The Trust Agreement will provide that each year the Master Servicer will certify to the [Securities Administrator][Trustee] that for the prior calendar year, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under the Trust Agreement in all material respects throughout that year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to the Master Servicer and the nature and status thereof, and the Master Servicer has received from the Servicer an annual certificate of compliance and a copy of that Servicer’s annual audit report, in each case to the extent required under the Servicing Agreement, or, if any such certificate or report has not been received by the Master Servicer, the Master Servicer is using its best reasonable efforts to obtain such certificate or report.]

[The Trust Agreement will also provide that each year during which the Master Servicer directly services any of the Mortgage Loans, as servicer, a firm of independent accountants will furnish a statement to the Trustee and the NIMS Insurer to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the Mortgage Loans by the Master Servicer acceptable to the NIMS Insurer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Trust Agreement, except for (1) exceptions as the firm believes to be immaterial and (2) any other exceptions set forth in such statement.]

[Master Servicer Default;] Servicer Default

[If the Master Servicer is in default in its obligations under the Trust Agreement, the Trustee may, and must if directed to do so by the NIMS Insurer or by Certificateholders having more than 50% of the Voting Rights applicable to each class of Certificates affected thereby, terminate the Master Servicer. In such event, the Securities Administrator, pursuant to the terms of the Trust Agreement, will either assume the duties of Master Servicer or the Trustee will appoint a successor master servicer in accordance with the standards set forth in the Trust Agreement.]

If the Servicer is in default in its obligations under the Servicing Agreement, the [Master Servicer] [Trustee] may, at its option, terminate the defaulting Servicer and either appoint a successor servicer in accordance with the applicable Servicing Agreement and the Trust Agreement, or succeed to the responsibilities of the terminated Servicer.

Amendment of the Servicing Agreement

The Servicing Agreement may generally be amended, without notice to or consent of the Certificateholders, with the written consent of [the Master Servicer,] the Seller, the Servicer and the Trustee; provided, that the party requesting such amendment must, at its own expense, provide the Trustee, [the Master Servicer] and the Seller with an opinion of independent counsel that the amendment will not materially adversely affect the interest of the Certificateholders [or holders of the NIM Securities]. Any amendment pursuant to the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Certificates.

Custody of the Mortgage Files

The Servicer will generally not have responsibility for custody of the Mortgage Loan documents described under “The Trust Agreement—Assignment of Mortgage Loans” below. These documents are generally required to be delivered to the applicable Custodian. Each Custodian will hold the related Mortgage Loan documents on behalf of the Trustee pursuant to a Custodial Agreement between that Custodian and the Trustee. The Mortgage Loan documents related to a Mortgage Loan will be held together in an individual file separate from other mortgage loan files held by that Custodian. Each Custodian will maintain the Mortgage Loan documents in a fireproof facility intended for the safekeeping of mortgage loan files. The Custodian will be paid the fees as described under “Fees and Expenses of the Trust Fund” herein.

[Optional Purchase of Defaulted Mortgage Loans

Subject to certain limitations set forth in the Servicing Agreement, the [    ] will have the right, but not the obligation, to purchase for its own account any Distressed Mortgage Loan for a purchase price equal to the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon to the date of repurchase, plus any unreimbursed Advances, servicing advances or unpaid Servicing Fees allocable to the Distressed Mortgage Loan. The [    ] is prohibited from using any procedure in selecting Distressed Mortgage Loans to be repurchased which would be materially adverse to Certificateholders. Any such repurchase shall be accomplished by remittance to the [Master Servicer] [Trustee] of the purchase price for the Distressed Mortgage Loan for deposit into the Collection Account.]

[Special Servicer for Distressed Mortgage Loans

The Seller, with the consent of the Master Servicer and the NIMS Insurer, has the option under the Servicing Agreement to transfer any Mortgage Loan which becomes a Distressed Mortgage Loan for servicing by a special servicer selected by the Seller. Any special servicing fee paid to a special servicer will not exceed the related Servicing Fee Rate. The NIMS Insurer, in lieu of providing its consent, may purchase any Distressed Mortgage Loan precluding a transfer of a Distressed Mortgage Loan to a special servicer, as described above.]

[Pledge of Servicing Rights

The Servicing Agreement permits the Servicer to obtain financing by means of a pledge and assignment of their rights to reimbursement for outstanding Advances and other rights under the Servicing Agreement to one or more lenders. To the extent provided under any such financing arrangement, upon default by the Servicer, the lender may appoint a successor servicer; provided, such successor servicer meets all existing requirements for appointment of a successor servicer under the related Servicing Agreement and the Trust Agreement. See “—General” above.]

The Trust Agreement

General

The Certificates will be issued pursuant to the Trust Agreement. [The NIMS Insurer will be a third party beneficiary to the Trust Agreement and as such will have certain rights under the Trust Agreement for so long as the NIM Securities are outstanding or the NIMS Insurer is owed any amounts in connection with its guaranty of the NIM Securities.] Reference is made to the prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Trust Agreement and the Offered Certificates.

Offered Certificates in certificated form will be transferable at the Corporate Trust Office of the Trustee, which will serve as certificate registrar and paying agent. The [    ] will provide to a prospective or actual Certificateholder, without charge, upon written request, an electronic copy (without exhibits) of the Trust Agreement, upon request to [    ].

The Issuing Entity

On the Closing Date, and until the termination of the Trust Fund pursuant to the Trust Agreement, [    ] will be a common law trust formed under the laws of the State of New York. The Issuing Entity will be created under the Trust Agreement by the Depositor and its assets will consist of the Trust Fund. On the Closing Date, the Sponsor will make an initial deposit of $1,000 into the [Basis Risk Reserve Fund] on behalf of the Issuing Entity. The Issuing Entity will not have any liabilities as of the Closing Date, other than as provided in the Trust Agreement. The fiscal year end of the Issuing Entity will be December 31 of each year.

[On the Closing Date, the Supplemental Interest Trust will be created under the Trust Agreement by the Depositor, and its assets will consist of the [Swap] Agreement and such assets as from time to time deposited in the Supplemental Interest Trust Account. The Supplemental Interest Trust will be a common law trust formed under the laws of the State of New York. On the Closing Date, the Sponsor will make an initial deposit of $1,000 into the Supplemental Interest Trust Account on behalf of the Supplemental Interest Trust. All assets of the Supplemental Interest Trust are payable under the Trust Agreement to the Trust Fund. See “Description of the Certificates—Supplemental Interest Trust.”]

The Issuing Entity will not have any employees, officers or directors. The Trustee, the Depositor, [the Securities Administrator,] [the Master Servicer,] the Servicer and the Custodians will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Trust Agreement, the Sale and Assignment Agreement, the Servicing Agreement and the Custodial Agreements. See “The Master Servicer,” “The Servicer,” “Mortgage Loan Servicing” and “The Trust Agreement.”

The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically provided in the Trust Agreement. Under the Trust Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Trust Agreement, borrow money on behalf of the Trust Fund or make loans from the assets of the Trust Fund to any person or entity, without the amendment of the Trust Agreement by Certificateholders and the other parties thereto as described under “—Certain Matters Under the Trust Agreement—Amendment of the Trust Agreement.”

If the assets of the Trust Fund are insufficient to pay the Certificateholders all principal and interest owed, holders of some or all classes of Certificateholders will not receive all of their expected payments of interest and principal and will suffer a loss. The risk of loss to holders of Subordinate Certificates is greater than to holders of Senior Certificates. See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement and Other Support” in this prospectus supplement. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of a bankruptcy of the Sponsor, the Depositor or any Originator, it is not anticipated that the Trust Fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

The Trustee

The Trustee will be [    ], a [    ].  [The Trustee has acted as trustee for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the Mortgage Loans during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Trustee performed [    ].]

The Trustee’s functions, duties and responsibilities are described under “—Certain Matters Under the Trust Agreement—Duties of the Trustee” below. As compensation for its services, the Trustee will be paid [    ], as set forth under “Fees and Expenses of the Trust Fund.”

For a description of the limitations on the Trustee’s liability and any indemnification provisions that entitle the Trustee to be indemnified from the cashflow that otherwise would be used to pay the Certificates, see “—Certain Matters Under the Trust Agreement—Duties of the Trustee” below.

[If multiple trustees are involved in transaction, state each trustee’s name and form of organization. A description of each trustee’s functions, duties, responsibilities, limitations on liability and indemnification provisions to be provided as applicable.]

[The Securities Administrator

The Securities Administrator will be [    ], a [    ].  [The Securities Administrator has acted as securities administrator for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the Mortgage Loans during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Securities Administrator performed [    ].]

The Securities Administrator will be responsible under the Trust Agreement for [    ] and [    ]. The Securities Administrator will prepare the distribution date statements and [    ]. The Securities Administrator will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information. The Securities Administrator is entitled to the compensation described under “Fees and Expenses of the Trust Fund.”]

Assignment of Mortgage Loans

The Mortgage Loans will be assigned by the Depositor to the Trustee, together with all principal and interest received with respect to such Mortgage Loans on and after the Cut-off Date (other than Scheduled Payments due on that date). The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates.  Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date, the Servicer and the Custodian of the mortgage file, whether the Mortgage Loan is covered by an LPMI Policy and the applicable Prepayment Premium or Lockout Fee provisions, if any.

As to each Mortgage Loan, the documents described in the prospectus under “The Agreements—Assignment of Primary Assets” are generally required to be delivered to the applicable Custodian on behalf of the Trustee in accordance with the Trust Agreement.   [Describe any exceptions.]

Each transfer of the Mortgage Loans from the Seller to the Depositor and from the Depositor to the Trustee will be intended to be a sale of the Mortgage Loans and will be reflected as such in the Sale and Assignment Agreement and the Trust Agreement, respectively. However, in the event of insolvency of either the Seller or the Depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the Mortgage Loans by the insolvent party as a financing secured by a pledge of the Mortgage Loans. In the event that a court were to recharacterize the sale of the Mortgage Loans by either the Seller or the Depositor as a financing, each of the Depositor, as transferee of the Mortgage Loans from the Seller, and the Trustee will have a security interest in the Mortgage Loans transferred to it.  The Trustee’s security interest will be perfected by delivery of the mortgage notes to the applicable Custodian on behalf of the Trustee.

Representations and Warranties

The Mortgage Loans were [purchased pursuant to various Sale Agreements by the Seller directly from the Transferor] [are originated by [affiliates of] LBH].

[Pursuant to the terms of the Sale Agreement, the Transferor has made to the Seller, as direct purchaser or assignee, as of the Sale Date certain representations and warranties concerning the Transferred Mortgage Loans that generally include representations and warranties similar to those summarized in the prospectus under the heading “Loan Underwriting Procedures and Standards—Representations and Warranties.”  The Seller’s rights under the Sale Agreement will be assigned by the Seller to the Depositor pursuant to the Sale and Assignment Agreement and, in turn, assigned by the Depositor to the Trustee for the benefit of holders of the Certificates pursuant to the Trust Agreement.]

In addition to the representations and warranties summarized in the prospectus under the heading “Loan Underwriting Procedures and Standards—Representations and Warranties,” the Transferor has also made the following representations and warranties:  [List any Mortgage Loan representations and warranties which are material and are not listed in the prospectus.]

Within the period of time specified in the Trust Agreement following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the Mortgage Loan, or receipt of notice of such breach, the applicable Transferor or the Seller will be obligated either to (1) cure such breach, (2) repurchase the affected Mortgage Loan from the Trust Fund for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus any costs and damages incurred by the trust fund in connection with any violation of any anti-predatory or anti-abusive lending laws or (3) in the circumstances described in the prospectus under “The Agreements—Repurchase and Substitution of Non-Conforming Loans,” substitute a Qualifying Substitute Mortgage Loan.

[In addition, pursuant to the Sale and Assignment Agreement, with respect to any Transferred Mortgage Loans, the Seller will make to the Depositor (and the Depositor will assign to the Trustee for the benefit of holders of the Certificates) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the Mortgage Loans between the applicable Sale Date and the Closing Date.  In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by the applicable Transferor as described above, the Seller will be obligated in the same manner as the Transferor to cure such breach or repurchase the affected Mortgage Loan from the Trust Fund, as described above. However, the Seller will have no obligation to cure a breach or repurchase or replace a Transferred Mortgage Loan if the relevant breach constitutes a breach of a representation or warranty made by the related Transferor under the related Sale Agreement and such Transferor fails to fulfill its obligations. Notwithstanding the foregoing, the Seller will represent in the Sale and Assignment Agreement with respect to any Transferred Mortgage Loans in the event of a breach of those representations set forth in clauses ([    ]) and ([    ]) of the immediately preceding paragraph, the Seller will be directly obligated to cure such breach or repurchase or replace the affected Mortgage Loan.]

To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased or replaced by the applicable Transferor or the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of the Certificates, in particular the [    ] Certificates, may incur a loss.

Certain Matters Under the Trust Agreement

Duties of the Trustee.  The Trustee will serve as paying agent and certificate registrar. The Trustee will make payments to Certificateholders based solely on the Distribution Date statements prepared by the [Master Servicer] [Securities Administrator]. The Trustee will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information.

The Trustee will be required to perform only those duties specifically required of it under the Trust Agreement unless an Event of Default has occurred, in which case the Trustee may take such additional actions as described below under “—Events of Default under the Trust Agreement.” Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they are in the form required by the Trust Agreement; however, the Trustee will not be responsible for the accuracy or content of any documents furnished to the Trustee by the [    ] or any other party.

The Trustee will not have any liability arising out of or in connection with the Trust Agreement, except that the Trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in an Event of Default, and the Trustee will not be deemed to have notice of any Event of Default unless an officer of the Trustee has actual knowledge of the Event of Default or written notice of an Event of Default is received by the Trustee at its Corporate Trust Office. See “—Events of Default under the Trust Agreement” below. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

The Trustee will have no duties under the Trust Agreement with respect to any claim or notice it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan under the Trust Agreement; however, the Trustee will remit to [    ] any claim or notice it may receive which is delivered to the Corporate Trust Office and which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property. None of the provisions in the Trust Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the [Master] Servicer. The Trustee will not be responsible for any act or omission of the [Master Servicer,] [the Securities Administrator,] the Depositor or any other party.

The Trustee will not be responsible for (a) any recording or filing of any agreement or of any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing which may have been made, or the validity, priority, perfection or sufficiency of the security for the Certificates, (b) the payment of any insurance related to the Certificates or the Mortgage Loans or (c) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund, other than from funds available in any Trust Account. The Trustee is not responsible for the validity of the Trust Agreement, the Swap Agreement or the Certificates or the validity, priority, perfection or sufficiency of the security for the Certificates.

Events of Default Under the Trust Agreement.  An Event of Default under the Trust Agreement will generally consist of:

•

[list events of default under the Trust Agreement]

So long as an Event of Default remains unremedied under the Trust Agreement, the Trustee may terminate the Master Servicer, whereupon [    ], unless a successor master servicer is appointed, will succeed to all responsibilities, duties and liabilities of the Master Servicer under the Trust Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable Servicing Fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Trust Agreement. In the event that [    ] is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor Master Servicer.

During the continuance of an Event of Default under the Trust Agreement, the Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders, and Certificateholders evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the Trustee. Also, the Trustee may decline to follow the direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

No Certificateholder, solely by virtue of that holder’s status as a Certificateholder, will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless that Certificateholder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby have made a written request upon the Trustee to institute a proceeding in its own name as Trustee thereunder, and have offered to the Trustee reasonable indemnity, and the Trustee for the number of days specified in the Trust Agreement has neglected or refused to institute such a proceeding.

Expenses and Indemnities of the Trustee.  The Trustee will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with the Trust Agreement, except for expenses, disbursements and advances incurred by the Trustee in the routine administration of its duties under the Trust Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The Trustee will also be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the Trust Agreement or in connection with the performance of its duties under the Trust Agreement, the Swap Agreement, the Sale and Assignment Agreement, any Sale Agreement, any Servicing Agreement or any Custodial Agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the Trust Agreement.

The Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from the Interest Remittance Amount and Principal Remittance Amount, prior to distribution of any amounts to Certificateholders, provided that such reimbursable amounts will not exceed $[    ] in the aggregate per year from the Closing Date to the first anniversary of the Closing Date and each for each subsequent anniversary year thereafter. The Trustee will be entitled to reimbursement for its expenses and indemnification amounts in excess of $[    ] in each anniversary year from the aggregate of any Interest Remittance Amount remaining after application of any Current Interest and Carryforward Interest and [    ], as described under “Description of the Certificates—Distributions of Interest—Interest Distribution Priorities.”

Resignation of Trustee.  The Trustee may, upon written notice to the Depositor, the Master Servicer [and the Securities Administrator], resign at any time, in which event the Depositor will appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after the Trustee’s notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

The Trustee may be removed at any time by the Depositor if (a) the Trustee ceases to be eligible to continue to act as trustee under the Trust Agreement, (b) the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee is appointed, (c) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located or (d) the continued use of the Trustee would result in a downgrading of the rating by any Rating Agency of any Class of Certificates. In addition, the Trustee may be removed at any time by holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates upon 30 days’ written notice to the Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee, whereupon the predecessor trustee will mail notice of the succession of the successor trustee to all Certificateholders; the expenses of the mailing are to be borne by the predecessor trustee. The predecessor trustee will be required to assign to the successor trustee its interest under all Mortgage Loan files, and will be required to assign and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect that transfer. In addition, the Master Servicer and the predecessor trustee will be required to execute and deliver such other instruments and do such other things as may reasonably be required to vest in the successor trustee all such rights, powers, duties and obligations.

Amendment of the Trust Agreement.  The Trust Agreement may be amended by the parties to the Trust Agreement, without notice to or consent of the Certificateholders:

(1)

to cure any ambiguity;

(2)

to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

(3)

to add any other provisions with respect to matters or questions arising under the Trust Agreement; or

(4)

to comply with any requirements imposed by the Code;

provided, that (a) no such amendment may adversely affect the status of any REMIC and (b) any amendment under clause (3) above must not adversely affect in any material respect the interests of any Certificateholders. Any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Certificates.

The Trust Agreement may also be amended by the parties to the Trust Agreement with the consent of the Certificateholders of not less than 66% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no amendment may reduce the amount or delay the timing of payments on any Certificate without the consent of the holder of such Certificate, or reduce the percentage required to consent to the amendment, without the consent of Certificateholders of 100% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected by the amendment.

Reports to Certificateholders

The [Securities Administrator][Master Servicer] will prepare and, in the manner described under “Additional Information” above, will make available to each Certificateholder on each Distribution Date, or as soon thereafter as is practicable, a report setting forth the following information (on the basis of Mortgage Loan level information obtained from the Servicer):

[(1)

the aggregate amount of the distribution to be made on that Distribution Date to each class of Certificates, to the extent applicable, allocable to principal on the Mortgage Loans, including Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled and unscheduled principal payments;]

[(2)

the aggregate amount of the distribution to be made on that Distribution Date to each class of Certificates allocable to interest and the calculation thereof;]

[(3)

the amount, if any, of any distribution to the [    ] Certificates;]

[(4)

(A) the aggregate amount of any Advances required to be made by or on behalf of a Servicer (or the Master Servicer) with respect to that Distribution Date, (B) the aggregate amount of such Advances actually made, and (C) the amount, if any, by which (A) above exceeds (B) above;]

[(5)

by Mortgage Pool and in the aggregate, the total number of Mortgage Loans and the aggregate Scheduled Principal Balance of all the Mortgage Loans as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under item (1) above;]

[(6)

the Class Principal Amount of each class of Certificates, to the extent applicable, as of that Distribution Date after giving effect to payments allocated to principal reported under item (1) above, separately identifying any reduction of any of the foregoing Certificate Principal Amounts due to Applied Loss Amounts;]

[(7)

the amount of any Prepayment Premiums distributed to the Class P Certificates;]

[(8)

by Mortgage Pool and in the aggregate, the amount of any Realized Losses incurred with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date;]

[(9)

the amount of the Servicing Fees, [Credit Risk Manager’s Fees,] [other fees] and [primary mortgage insurance premiums] paid during the Collection Period to which that distribution relates;]

[(10)

the number and aggregate Scheduled Principal Balance of Mortgage Loans, as reported to the Securities Administrator by the Master Servicer, (a) remaining outstanding, (b) delinquent 30 to 59 days, (c) delinquent 60 to 89 days, (d) delinquent 90 or more days, (e) as to which foreclosure proceedings have been commenced, all as of the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs, (f) in bankruptcy and (g) that are REO Properties;]

[(11)

the aggregate Scheduled Principal Balance of any Mortgage Loans in any Mortgage Pool with respect to which the related Mortgaged Property became a REO Property as of the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs;]

[(12)

with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each Deleted Loan, and of each Qualifying Substitute Mortgage Loan;]

[(13)

the aggregate outstanding Carryforward Interest, Net Prepayment Interest Shortfalls, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each class of Certificates, after giving effect to the distribution made on that Distribution Date;]

[(14)

the Interest Rate applicable to that Distribution Date with respect to each class of Certificates;]

[(15)

with respect to [each] Mortgage Pool, the Interest Remittance Amount and the Principal Remittance Amount applicable to that Distribution Date;]

[(16)

if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Certificate Account and the amounts actually distributed);]

[(17)

the amount of any Overcollateralization Deficiency after giving effect to the distributions made on that Distribution Date;]

[(18)

[the aggregate amount of any insurance claim payments received with respect to any LPMI Policy during the related Collection Period;]

[(19)

the level of LIBOR and any other applicable Indices for that Distribution Date;]

[(20)

the amount of any Net Swap Payment to the Supplemental Interest Trust, any Net Swap Payment to the Swap Counterparty, any Swap Termination Payment to the Supplemental Interest Trust and any Swap Termination Payment to the Swap Counterparty;] and

[(21)

a statement as to whether any exchanges of Exchangeable Certificates have taken place since the preceding Distribution Date, and, if applicable, the names, certificate balances, including notional balances, certificate interest rates, and any interest and principal paid, including any shortfalls allocated, of any classes of certificates that were received by the Certificateholder as a result of such exchange.]

[If applicable, list contents of any other reports to Certificateholders.]

In addition, within 90 days after the end of each calendar year, the Trustee will prepare and make available to any person who at any time during the calendar year was a Certificateholder of record, a report summarizing the items provided to the Certificateholders pursuant to items ([    ]) and ([    ]) above on an annual basis as may be required to enable those Certificateholders to prepare their federal income tax returns. Such information shall also include the amount of OID accrued on each class of Certificates and information regarding the expenses of the Trust Fund furnished by the Master Servicer to the Trustee. The [Securities Administrator][Master Servicer] will provide the Trustee with such information as is necessary for the Trustee to prepare such reports (and the Trustee may rely solely upon such information).

Voting Rights

At all times [    ]% of all voting rights will be allocated among the holders of the [    ] Certificates as provided below. The portion of such voting rights allocated to the [    ] Certificates will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate principal balance of the Mortgage Loans. The remainder of such percentage portion of voting rights will be allocated to the [    ] Certificates. The holders of the [    ] Certificates will each be allocated [    ]% of the voting rights. The voting rights allocation to any class of Certificates will be allocated among all holders of each such class in proportion to the outstanding Certificate Principal Amount or Percentage Interest of such Certificates.

Yield, Prepayment and Weighted Average Life

General

The yields to maturity on the Offered Certificates will be affected by the rate of principal payments on the Mortgage Loans (including prepayments, which may include amounts received by virtue of repurchase, condemnation, insurance or foreclosure), the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower rates, the amount and timing of mortgagor delinquencies and defaults resulting in Realized Losses, the purchase price for the Certificates and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to a higher rate of prepayment than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include changes in borrowers’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans may generally be prepaid at any time without penalty and generally have due-on-sale clauses.

The rate of principal payments on the Mortgage Loans will be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the mortgagors, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The weighted average remaining term to maturity of the Mortgage Loans is approximately [     ] months; seasoning may influence the performance of the Mortgage Loans. The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Since the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under “Yield, Prepayment and Maturity Considerations”), no assurance can be given as to the actual rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor’s yield to maturity. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

[Some of the Mortgage Loans are subject to Prepayment Premiums or Lockout Fees.  These Prepayment Premiums or Lockout Fees, as applicable, to the extent they are not waived by the applicable Servicer, may have the effect of reducing the amount of the likelihood of prepayment of the Mortgage Loans during these intervals.  Subject to any Prepayment Premium or Lockout Fee, the Mortgage Loans generally may be prepaid in full or in part at any time.]

[The yields to investors on the [Class [    ]] Certificates may be adversely affected by the Trust Fund’s acquisition of Additional Mortgage Loans, which will reduce the amount and timing of [principal][interest][excess interest] distributions on these Certificates.]

Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions to holders of the Offered Certificates of principal amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

[As described herein, approximately [     ]% of the Mortgage Loans do not provide for monthly payments of principal for the first [    ] years following origination. Instead, only monthly payments of interest are due during that period. Other considerations aside, because of these characteristics, borrowers may be disinclined to prepay the loans during the [    ] year period. In addition, because no principal is due on the loans for their initial [    ] year period, the Certificates will amortize at a slower rate during that period than would otherwise be the case. Thereafter, when the monthly payments on the loans are recalculated on the basis of a twenty year, level payment amortization schedule as described herein, principal payments on the Certificates are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the underlying loans were calculated on the basis of a [    ] year amortization schedule. The Mortgage Loans were generally originated (or modified) with Mortgage Rates for their first [    ] years below the rate that would have resulted if based on the Index and related Gross Margin. The Mortgage Loans may experience lower rates of prepayment during the period that the loans bear interest at the lower Mortgage Rates. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Mortgage Loans.]

The Certificate Interest Rate for the [    ] Certificates at any time will be capped at a rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans. To the extent that Mortgage Loans bearing relatively high Mortgage Rates experience a more rapid rate of prepayment than Mortgage Loans with relatively low rates, the Certificate Interest Rate for the [    ] Certificates will be reduced, and this reduction could be substantial.

If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield to maturity may be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield to maturity may be lower than that so calculated.

The yields on the Offered Certificates may be adversely affected by Net Prepayment Interest Shortfalls on the Mortgage Loans. The yields on the Offered Certificates may also be adversely affected by reductions in the Mortgage Rates under the Relief Act or similar state or local laws.

[The payment of balloon payments may result in lower yields on Class [   ] Certificates than would be the case if all the Mortgage Loans were fully amortizing.  Balloon mortgage loans also pose a greater risk of default than fully amortizing Mortgage Loans because borrowers are required to pay substantial principal payments (the “Balloon Payment”) upon maturity.  A borrower’s ability to pay a Balloon Payment may depend on its ability to refinance the Mortgage Loan or sell the related Mortgaged Property.

The effective yields to holders of the [    ] Certificates will be lower than the yields otherwise produced by the Certificate Interest Rate and the related purchase price because monthly distributions will not be made to the holders until the [    ] day (or the immediately following Business Day if the [    ] day is not a Business Day) of the month following the month in which interest accrues on the Certificate (without any additional distribution of interest or earnings thereon in respect of any delay.

[Subordination of the Class [      ] Certificates

On each Distribution Date, the holders of any higher ranking Class of Certificates will have a preferential right to receive amounts of interest and principal due to them on that Distribution Date before any distributions are made on any Class of Certificates subordinate to that Class. As a result, the yields to maturity and the aggregate amount of distributions on the Class [     ] Certificates will be more sensitive than the yields of higher ranking Certificates to the rate of delinquencies and defaults on the Mortgage Loans.

As more fully described herein, the principal portion of Realized Losses (other than Excess Losses) on the Mortgage Loans will be allocated first to the lower ranking Classes of Subordinate Certificates, then to the Class [    ] Certificates, then to the Class [    ] Certificates, and then to the Class [    ] Certificates, in that order, until the Class Certificate Principal Amount of each Class has been reduced to zero, before any Realized Losses will be allocated to the Senior Certificates. The interest portion of Realized Losses (other than Excess Losses) will reduce the amount available for distribution on the related Distribution Date to the lowest ranking Class or Classes of Certificates outstanding on that date.]

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest applied in reduction of the Certificate Principal Amounts of the Offered Certificates.

Prepayments on mortgage loans are commonly measured relative to a [       ] prepayment standard or model. The model used in this prospectus supplement for the Mortgage Loans (“[       ]”) is [       ], which represents [       ].

[       ] does not purport to be either a historical description of the prepayment experience of the  mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund.

The tables set forth on Annex B-2 to this prospectus supplement were prepared based on the following modeling assumptions:

[Detailed list of all modeling assumptions to be provided.]

The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth on Annex B-2 hereto, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity and Mortgage Rates of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of [       ] specified, even if the weighted average remaining terms to maturity and the weighted average Mortgage Rates of the Mortgage Loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the [    ] Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of [       ].

Subject to the foregoing discussion and assumptions, the tables set forth on Annex B-2 hereto indicate the weighted average lives of the [    ] Certificates and set forth the percentages of the initial Class Principal Amounts of the [    ] Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of [       ].

The weighted average life of a [    ] Certificate is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the [    ] Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

Material Federal Income Tax Considerations

General

[An election will be made to treat the Trust Fund as a REMIC for federal income tax purposes. In the opinion of [McKee Nelson LLP] [Dechert LLP] [Heller Ehrman LLP], assuming compliance with all provisions of the Trust Agreement, for federal income tax purposes the Trust Fund will qualify as one or more REMICs pursuant to Section 860D of the Code, the Offered Certificates other than the Class R Certificate will be considered to be “regular interests” in a REMIC within the meaning of the Code, and the Class R Certificate will be considered to be the sole class of “residual interest” in each REMIC within the meaning of the Code. See “Material Federal Income Tax Considerations” in the Prospectus.

Although the matter is not free from doubt, the Depositor intends to report stated interest on the Offered Certificates as “qualified stated interest.”

The Offered Certificates may be issued with original issue discount for federal income tax purposes. See “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments” in the Prospectus. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be a rate equal to [   ]% [   ]. No representation is made that the Mortgage Loans will prepay at these rates or at any other rates. Original issue discount must be included in income as it accrues on a constant yield method, regardless or whether a holder receives concurrently the cash attributable to original issue discount.

[Residual Certificates

Special tax considerations apply to an investment in Residual Certificates. In certain circumstances, the method of taxation of Residual Certificates can produce a significantly less favorable after-tax return for beneficial owners of Residual Certificates than would be the case if (1) Residual Certificates were taxable as debt instruments or (2) no portion of the taxable income on a Residual Certificate in each period were treated as “excess inclusion” income.  See “Material Federal Income Tax Considerations — REMIC Residual Certificates” in the Prospectus.

Residual Certificates may not be transferred, sold, pledged or otherwise assigned unless, prior to the transfer, the proposed transferee delivers to the Trustee an affidavit certifying that the transferee is not a Disqualified Organization and is not purchasing a Residual Certificate on behalf of a Disqualified Organization and certifying as to any matters as may be necessary to verify that no significant purpose of the transfer is to impede the assessment or collection of tax, including the ability of the transferee to pay applicable taxes. In addition, Residual Certificates may not be held by a nominee. Each proposed transferee must also sign a transferee letter which, in the case of a transfer to or from a Foreign Person, generally would require furnishing evidence that the transfer would be respected for federal income tax purposes.]

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Considerations” in the Prospectus.]

Legal Investment Considerations

[The Offered Certificates will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Offered Certificates.]

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors are encouraged to consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by them.  See “Legal Investment Considerations” in the Prospectus.

Use of Proceeds

The net proceeds from the sale of the Offered Certificates will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Mortgage Loans [and the repayment of any financing][and the funding of the Pre-Funding Amount]. The Mortgage Loans will be acquired by the Depositor from the Seller in a privately negotiated transaction.

ERISA Considerations

A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code should carefully review with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See “ERISA Considerations” in the accompanying Prospectus.

Underwriting

Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter(s), the Depositor has agreed to sell to the Underwriter(s), and the Underwriter(s) [has/have] agreed to purchase from the Depositor, all of the Offered Certificates [as expressed as a portion of Class Principal Amount or Class Notional Amount, as applicable, as set forth below].

[The allocation among the Underwriter(s) to be provided.]

The distribution of the Offered Certificates by the Underwriter(s) will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter(s) may effect the transactions by selling the Certificates to or through dealers, and the dealers may receive from the Underwriter(s), for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter(s) and any dealers that participate with the Underwriter(s) in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Act. The Underwriting Agreement provides that the Depositor will indemnify the Underwriter(s) against certain civil liabilities, including liabilities under the Act.

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[    ].

[         ] has entered into an agreement with the Depositor to purchase the Class [     ] Certificates simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

Lehman Brothers Inc. is an affiliate of the Depositor, [the Seller,] [one of the Servicers] [and the Master Servicer].

Legal Matters

Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter by [McKee Nelson LLP, Washington, D.C.] [Dechert LLP, New York, New York] [Heller Ehrman LLP, Seattle, Washington].

Ratings

It is a condition to the issuance of the Offered Certificates that they have the applicable rating or ratings by [    ], [    ] and [    ] indicated under “Initial Certificate Ratings” in the table on page S-1.

The ratings of “AAA” and “Aaa” are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Offered Certificates of distributions in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Offered Certificates. The ratings do not take into consideration any of the tax aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments.

[The ratings do not address the likelihood that any Basis Risk Shortfall or Unpaid Basis Risk Shortfall will be paid to Certificateholders.]

There will be no arrangements to have the ratings monitored while the Certificates are outstanding.

The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than those described above; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies described above.

Glossary of Defined Terms

80+ LTV Loans	First Lien Mortgage Loans having original Loan-to-Value Ratios in excess of 80%.
Accrual Period	For each class of [ ] and each Distribution Date, the period beginning on [ ] and ending on [ ].
[Additional Mortgage Loans	Any additional Mortgage Loans to be added to the Trust Fund during the Revolving Period, as described under “Acquisition by the Trustee of Additional Mortgage Loans.”]
Adjustable Rate Mortgage Loans

Mortgage Loans for which the related mortgage note provides for adjustment of the applicable Mortgage Rate, as described under [“Description of the Mortgage Pool—Adjustable Rate Mortgage Loans” and “—The Indices.”]

Adjustment Date	With regard to the Adjustable Rate Mortgage Loans, each date on which the related Mortgage Rate is adjusted in accordance with the terms of the related mortgage note.
Advance

An advance of funds which [     ] is generally obligated to make with respect to delinquent payments of principal and interest on the Mortgage Loans (other than Balloon Payments), based on an interest rate adjusted to the related Mortgage Rate less the related Servicing Fee Rate.

Applied Loss Amount

For any Distribution Date, after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Collection Period and distributions of principal on such Distribution Date, the amount by which the [    ] exceeds [     ].

Balloon Loans

Any Mortgage Loan that provides for (1) equal monthly Scheduled Payments that will not reduce the Scheduled Principal Balance of the Mortgage Loan to zero at its maturity date and (2) a larger monthly payment due at its maturity date equal to the unpaid Scheduled Principal Balance of that Mortgage Loan, with interest thereon.

Balloon Payments	Final payments on Balloon Loans due on their maturity dates that are significantly larger than other monthly payments.
Basis Risk Payment

For any Distribution Date, the sum of (1) any Basis Risk Shortfall for such Distribution Date, (2) any Unpaid Basis Risk Shortfall for such Distribution Date and (3) any Required Reserve Fund Amount (as specified in the Trust Agreement) for such Distribution Date.

Basis Risk Reserve Fund	A reserve fund into which any amount of [ ] is deposited in order to pay Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls.
Basis Risk Shortfall

For each Distribution Date and any class of [     ], the amount, if any, by which the amount calculated under the applicable Interest Rate formula exceeds the amount calculated under the applicable Net Funds Cap for such class.

BBA	The British Bankers’ Association.
Beneficial Owner	Any person acquiring an interest in a Book-Entry Certificate.
Book-Entry Certificates	The Certificates, other than any Definitive Certificate.
Business Day	Generally any day other than a Saturday or Sunday or a day on which banks in [ ] are closed.
Cap Contract	A limited recourse notional principal contract.
Carryforward Interest	For any class of [ ] and any Distribution Date, the sum of [ ].
Certificate Account	A certificate account maintained by [ ] on behalf of the Certificateholders.
Certificate Principal Amount

For any [     ] as of any Distribution Date, its initial Certificate Principal Amount as of the Closing Date, as reduced by all amounts previously distributed on that Certificate in respect of principal prior to such Distribution Date.

Certificateholder	Any person acquiring a beneficial ownership interest in any Certificate.
Certificates	The [ ].
Class Principal Amount	For any class of [ ], the aggregate of the Certificate Principal Amounts of all certificates of that class.
Clearstream Luxembourg	Clearstream Banking Luxembourg.
Clearstream Luxembourg Participants	Participating organizations that utilize the services of Clearstream Luxembourg.
Closing Date	[ ]
Code	The Internal Revenue Code of 1986, as amended.
Collection Account	The collection account maintained by the Master Servicer established in the name of the Trustee and for the benefit of the Certificateholders.
Collection Period

For any Distribution Date, the [      ] period beginning on the [      ] day of the [      ] month immediately preceding the month in which such Distribution Date occurs and ending on the [      ] day of the month in which such Distribution Date occurs.

Combined Loan-to-Value Ratio

For any Mortgage Loan at any date of determination, the ratio of the principal balance of such Mortgage Loan at the date of determination, plus the principal balance of each mortgage loan senior thereto based upon the most recent information available to the Seller, to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale, or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of such refinancing or modification.

Compensating Interest

For any applicable Distribution Date and prepayments in full or in part, the amount required to be paid by [     ] in respect of any resulting Prepayment Interest Shortfalls up to an amount equal to the aggregate of the Servicing Fees received on the Mortgage Loans serviced by it.

Credit Scores

Statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower’s credit worthiness. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with origination of mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The Credit Scores set forth in the tables in Annex A were obtained at either the time of origination of the related Mortgage Loan or more recently. Neither the Depositor nor [any of] the Originator[s] makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

Current Interest	For any class of [ ] and any Distribution Date, the aggregate amount of interest accrued at the applicable Interest Rate during the [ ].
Custodial Agreements	The custodial agreements, each between [ ] and [ ].
Custodians	On the Closing Date [ ], each in [its] capacity as a custodian, or any successor thereto.
Cut-off Date	[ ]
Cut-off Date Balance	The Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date.
Deferred Amount	For each Distribution Date and for each class [ ], the amount by which [ ].
Definitive Certificate	A physical certificate representing any Certificate.
Deposit Date	The Business Day immediately preceding each Distribution Date.
Designated Telerate Page

The Moneyline Telerate Service page 3750, or such other page as may replace page 3750, or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars.

Distressed Mortgage Loan	Any Mortgage Loan which becomes more than [90] days delinquent or for which [ ] has accepted a deed in lieu of foreclosure.
Distribution Date	[ ]
DTC	The Depository Trust Company.
ERISA	The Employee Retirement Income Security Act of 1974, as amended.
ERISA Restricted Offered Certificate	An Offered Certificate which does not have a rating of BBB- or above or Baa3 or above at the time of its acquisition by a Plan.
Euroclear	The Euroclear System.
Euroclear Participants	Participating organizations that utilize the services of Euroclear.
First Lien Mortgage Loans	Mortgage Loans secured by mortgages or deeds of trust or similar security instruments creating a first lien on the related Mortgaged Property.
Fixed Rate Mortgage Loans	Mortgage Loans for which the related mortgage note provides for a fixed Mortgage Rate for the entire amortization term of those Mortgage Loans.
Global Securities	The globally offered Certificates.
Gross Margin	For Adjustable Rate Mortgage Loans, the interest rate margin specified in the related mortgage note.
Index	The index applicable to any Adjustable Rate Mortgage Loan, based on [Six-Month LIBOR] or [One-Year CMT].
Initial Cap

For any Adjustable Rate Mortgage Loan, a fixed percentage specified in the related mortgage note beyond which the related Mortgage Rate generally will not increase or decrease on the first Adjustment Date.

Insurance Proceeds

Any amounts paid by an insurer under a primary mortgage insurance policy, any standard hazard insurance policy, flood insurance policy or any other insurance policy relating to the Mortgage Loans or related Mortgaged Properties.

Interest Rate	[ ]
Interest Remittance Amount	For any Distribution Date and any Mortgage Pool, an amount equal to [ ].
Interest-Only Mortgage Loans

Mortgage Loans that provide for payment of interest at the related Mortgage Rate, but no payment of principal, for the period specified in the related mortgage note following the origination of the related Mortgage Loan.

IRS	The Internal Revenue Service.
Issuing Entity	[ ]
LIBOR	The London Interbank Offered Rate.
LIBOR Business Day	Any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.
LIBOR Determination Date	The [ ] LIBOR Business Day preceding the commencement of each Accrual Period.
Liquidated Mortgage Loan

In general, a defaulted Mortgage Loan as to which [     ] has determined that all amounts that it expects to recover in respect of such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

Loan-to-Value Ratio

For any Mortgage Loan at any date of determination, the ratio of the principal balance of such Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.

Lockout Fee	A fee payable by the borrower in connection with any full or partial payment of principal prior to the date permitted for such prepayment as specified in the related mortgage note.
Lockout Fee Period

The period of time specified in the related mortgage note during which the related Mortgage Loan provides for payment of a Lockout Fee in connection with certain voluntary, full or partial prepayments of that Mortgage Loan.

Maximum Interest Rate	[ ]
Maximum Rate	For any Mortgage Loan, the rate specified in the related mortgage note which the related Mortgage Rate will never exceed.
Minimum Rate	For any Mortgage Loan, the rate specified in the related mortgage note which the related Mortgage Rate will never be less than.
Monthly Excess Cashflow	For any Distribution Date, [ ].
Monthly Excess Interest	Any remaining Interest Remittance Amounts from [ ].
Mortgage Loans

The [conventional, adjustable and fixed rate, fully amortizing and balloon, first and second lien [residential][multifamily][mixed residential/commercial][commercial] mortgage loans] included in the Trust Fund as of the Closing Date.

Mortgage Pool	[ ]
Mortgage Rate	For any Mortgage Loan, its applicable interest rate as determined in the related mortgage note as reduced by any application of the Relief Act.
Mortgaged Property	The real property securing a Mortgage Loan.
Net Funds Cap	For each Distribution Date , an annual rate equal to [ ].
Net Liquidation Proceeds

All amounts, net of (1) unreimbursed expenses and (2) unreimbursed Advances and servicing advances, received and retained in connection with the liquidation of defaulted Mortgage Loans, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure.

Offered Certificates	The [ ].
OID	Original issue discount.
One-Month LIBOR	The average of the interbank offered rates for one-month U.S. dollar deposits in the London market.
One-Year CMT

The weekly average yield on United States treasury security adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15(519) and most recently available as of the date 45 days before the related Adjustment Date.

Originators	The originators of the Mortgage Loans.
Optimal Interest Remittance Amount	For each Distribution Date, the product of [ ].
Participant	Participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.
Participation Interests

A participation interest in certain Mortgage Loans, established under a participation agreement.  Each participation interest will represent an entitlement to interest and principal payments on a single Mortgage Loan.

Periodic Cap

For any Adjustable Rate Mortgage Loan, the fixed percentage specified in the related mortgage note above and below which the related Mortgage Rate will not be adjusted on any Adjustment Date, except for the first Adjustment Date.

Plan	Any employee benefit plan or other retirement arrangement that is subject to ERISA or to Section 4975 of the Code.
Pool Balance	For any Mortgage Pool as of any date of determination, the aggregate of the Scheduled Principal Balances of the Mortgage Loans in such Mortgage Pool as of such date.
Prepayment Interest Excess	For any Mortgage Loan, any excess of any interest received on that Mortgage Loan over one month’s interest at the Net Mortgage Rate.
Prepayment Interest Shortfall

The amount by which one month’s interest at the Mortgage Rate (as reduced by the related Servicing Fee Rate) on a Mortgage Loan as to which a voluntary prepayment has been made in the month preceding the month in which such prepayment is distributed to Certificateholders exceeds the amount of interest actually received in connection with such prepayment.

Prepayment Period	For each Distribution Date for a prepayment [in part or in full], the [calendar month] immediately preceding the month in which such Distribution Date occurs.
Prepayment Premium	A prepayment premium payable by the borrower in connection with certain full or partial prepayments of principal on a Mortgage Loan.
Prepayment Premium Period

The period of time specified in the related mortgage note during which the related Mortgage Loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments of that Mortgage Loan.

Principal Distribution Amount	For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which [ ].
Principal Distribution Amount	For each Mortgage Pool for any Distribution Date, an amount equal to [ ].
Principal Remittance Amount	For each Mortgage Pool and for any Distribution Date, an amount equal to [ ].
PTCE 95-60	Prohibited Transaction Class Exemption 95-60.
PTE	A Prohibited Transaction Exemption granted by the U.S. Department of Labor.
Purchase Price	An amount equal to the sum of [ ].
Rating Agencies	Each of [ ].
Realized Loss	The excess of the outstanding principal balance of a Liquidated Mortgage Loan over the related Net Liquidation Proceeds, to the extent allocable to principal.
Relevant Depositary	[ ] as depositary for Clearstream Luxembourg, and [ ] as depositary for Euroclear, individually.
Relief Act	The Servicemembers Civil Relief Act and similar state or local laws.
Relief Act Reduction	Any reduction of the applicable Mortgage Rate by application of the Relief Act.
Residual Certificate	The Class R Certificate.
[Revolving Account	An account maintained by [ ] on behalf of the Certificateholders for the purposes of acquiring Additional Mortgage Loans.]
[Revolving Period	The period from and including the Distribution Date in [ ] and ending on the Distribution Date in [ ].]
Sale Agreements	The transfer agreements pursuant to which [ ] purchased a Mortgage Loan directly from the Transferors.
Sale and Assignment Agreement	The mortgage loan sale and assignment agreement dated as of [ ], between the Seller and the Depositor.
Sale Date	The date on which a Mortgage Loan was purchased by the [ ] pursuant to the related Sale Agreement.
Scheduled Payment	The monthly scheduled payment of interest and principal specified in the related mortgage note for the Mortgage Loan.
Scheduled Principal Balance

For any Mortgage Loan as of any date of determination, an amount generally equal to its outstanding principal balance as of the Cut-off Date after giving effect to Scheduled Payments due on or before such date, whether or not received, as reduced by (1) the principal portion of all Scheduled Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period immediately preceding such date of determination. The Scheduled Principal Balance of a Liquidated Mortgage Loan will be equal to zero.

Second Lien Mortgage Loans	Mortgage Loans secured by mortgages or deeds of trust or similar security instruments creating a junior lien on the related Mortgaged Property.
Securities Act	The Securities Act of 1933, as amended.
Seller	[ ]
Servicer Remittance Date	The [ ] day of each month.
Servicer	On the Closing Date, [ ] and any other Servicer servicing the Mortgage Loans.
Servicing Account	A custodial account maintained by each Servicer established in the name of [ ] and for the benefit of Certificateholders.
Servicing Agreement	The servicing agreement, between the Seller and the Servicer.
Servicing Fee

For each Mortgage Loan, a monthly fee paid to each Servicer out of interest collections received from the related Mortgage Loan calculated at the Servicing Fee Rate on the outstanding principal balance of each Mortgage Loan.

Servicing Fee Rate	[ ]
Six-Month LIBOR	The average of the interbank offered rates for six-month U.S. dollar deposits in the London market, calculated as provided in the related mortgage note.
Six-Month LIBOR Mortgage Loans	Adjustable Rate Mortgage Loans providing for semi-annual adjustment of the related Mortgage Rate based on Six-Month LIBOR.
SMMEA	The Secondary Mortgage Market Enhancement Act of 1984, as amended.
Stepdown Date	The earlier of (x) [ ] or (y) [ ].
Subsequent Recovery	Any amount recovered with respect to a Liquidated Mortgage Loan for which a Realized Loss has been incurred after liquidation and disposition of such Mortgage Loan.
Substitution Amount

Generally equal to the amount, if any, by which the Scheduled Principal Balance of a Mortgage Loan required to be removed from a Mortgage Pool due to a breach of a representation or warranty or defective documentation exceeds the principal balance of the related substitute Mortgage Loan, plus unpaid interest accrued thereon, any unpaid Advances or servicing advances, unpaid Servicing Fees (and related interest) and the costs and damages incurred by the Trust Fund in respect of such removed Mortgage Loan as a result of violations of any applicable federal, state or local predatory or abusive lending law with respect to such Mortgage Loan.

Target Amount	For any Distribution Date, an amount equal to [ ].
Tax Counsel	[ ]
Transferors	The various entities from which the [ ] purchased Mortgage Loans pursuant to the Sale Agreements.
Transferred Mortgage Loans	The Mortgage Loans purchased by [ ] from various Transferors under the Sale Agreements.
Trust Accounts	The Certificate Account, the Servicing Accounts, the Basis Risk Reserve Fund and [ ].
Trust Agreement	The trust agreement dated as of [ ], among [ ].
Trust Fund	The trust fund created pursuant to the Trust Agreement.
Trustee	[ ] in its capacity as trustee under the Trust Agreement, or any successor thereto.
Underwriter	[ ]
Underwriting Agreement	Collectively, the underwriting agreement and the terms agreement between the Depositor and the Underwriter.
Underwriting Guidelines	The underwriting guidelines established by the Originator, in accordance with which the Mortgage Loans have been originated or acquired by the Originator.
Unpaid Basis Risk Shortfall

For any class of [     ] on any Distribution Date, the aggregate of all Basis Risk Shortfalls for such class remaining unpaid from all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, computed without regard to the applicable Net Funds Cap, but limited to a rate no greater than the applicable Maximum Interest Rate.

[The following Annexes are incorporated by reference
into this prospectus supplement.]

 Annex A:
Certain Characteristics of the Mortgage Loans

The following tables set forth certain information as of the Cut-off Date, for the Mortgage Loans, in each case having the stated characteristics shown in the tables in each range. As used in these tables, the “non-zero weighted average” of any characteristic of the Mortgage Loans will not include in such weighted average those Mortgage Loans which do not have that characteristic (or for which that characteristic cannot be determined). (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

Property Types

Property Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Cut-Off Date Scheduled Principal Balances

Range of Scheduled Principal Balances ($)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The average Scheduled Principal Balance is approximately $[           ].

Mortgage Rates

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The weighted average Mortgage Rate is approximately [    ]%.

Type of Mortgage Rates

Type of Mortgage Rates	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%
Fixed
Adjustable (Six Month LIBOR)
Adjustable (One Year CMT)

Total			$100.00%

The weighted average Mortgage Rate is approximately [    ]%.

Original Terms to Maturity

Range of Maturities (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$

Total			$100.00%

The weighted average original term to maturity is approximately [     ] months.

Remaining Terms to Maturity

Range of Maturities (months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The weighted average remaining term to maturity is approximately [   ] months.

Loan Purposes

Loan Purposes	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Original Loan-to-Value Ratios

Range of Original Loan-to- Value Ratios* (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The weighted average original Loan-to-Value Ratio is approximately [     ]%.

Geographic Distribution

State	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Loan Documentation

Loan Documentation	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Occupancy Status

Occupancy Status	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Prepayment Premium Period or Lockout Fee Period (Years)

Prepayment Premium Period or Lockout Fee Period (Years)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

 Annex B-1:
Assumed Mortgage Loan Characteristics

 Annex B-2:
Principal Amount Decrement Tables

Percentage of Initial Class Certificate Principal Amount of the Offered Certificates
Outstanding at the Following Percentages of [   ]

	Class [ ] Certificates
Distribution Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%

Weighted Average Life in Years

__________

* Indicates a value between 0.0% and 0.5%.

 Annex [C]:
Available Combinations for Exchange

Original Certificates				Exchangeable Certificates
Mortgage Pool	Original Class	Original Balance(1)	CUSIP Number	Exchange Class	Maximum Original Class Principal Balance	Interest Type	Principal Type(2)	Summary Interest Rate Formula	CUSIP Number	Final Distribution Date
Combination 1
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Combination 2
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

$[                ]

(Approximate)

Structured Asset Securities Corporation

Mortgage Pass-Through Certificates

Series [     ]

Structured Asset Securities Corporation

[Depositor]

[                               ]

[Sponsor and Seller]

[                               ]

[Servicer/Master Servicer]

_______________

PROSPECTUS SUPPLEMENT

[                ]

_______________

[Underwriters]

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, [                      ], 20[   ]

PROSPECTUS SUPPLEMENT

(To Prospectus dated [               ])

$[              ] (Approximate)

STRUCTURED ASSET SECURITIES CORPORATION

Home Equity Loan Pass-Through Certificates, Series [      ]

[                        ]

[                        ]

 Sponsor and Seller

   Issuing Entity

[                        ]

Structured Asset Securities Corporation

[Servicer/Master Servicer]

Depositor

______________________________

Consider carefully the risk factors beginning on page S-[   ] of this prospectus supplement and on page [   ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary beginning on page S-[   ] in this prospectus supplement and the index of principal terms on page [   ] in the prospectus.

The certificates will represent interests in the issuing entity only and will not represent interests in or obligations of the sponsor, the depositor or any of their affiliates or any other party.

This prospectus supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.

The issuing entity will issue certificates including the following classes offered hereby:

●   [      ] classes of senior certificates

●   [      ] classes of subordinate certificates

The classes of certificates offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, in the table under “The Offered Certificates” on page S-[   ] of this prospectus supplement.  This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table on page S-[   ] and not to the other classes of certificates that will be issued by the issuing entity as described in this prospectus supplement.

Distributions on the offered certificates will be payable [       ], as described in this prospectus supplement.  The first expected distribution date will be [        ].  Credit enhancement for the offered certificates includes [describe any credit enhancement].  [Amounts payable under [describe any derivative agreements] provided by [    ] will be applied to [describe purpose of derivative agreement(s)].] [The Class [   ] Certificates will be exchangeable for certain other classes of certificates, as described in this prospectus supplement.] [The certificates are subject to a mandatory auction call on [    ] as described under “Description of the Certificates—Mandatory Auction Call of the Certificates.”]

[Describe assets of the issuing entity.] [After the closing date of this transaction, but before [    ], the issuing entity may acquire additional mortgage assets for inclusion in the mortgage pool as described at “Description of the Mortgage Pool—Conveyance of Subsequent Mortgage Assets” in this prospectus supplement.]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

[Describe underwriting arrangements.]

On or about [         ], delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of [    ].

[Underwriters]

The date of this prospectus supplement is [             ]

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates.

The information presented in this prospectus supplement is intended to enhance the general terms of the accompanying prospectus.  You should rely on the information in this prospectus supplement for the specific terms of the certificates and the offering.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with any other information.

We are not offering the certificates in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

_____________________

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

_____________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

Page

 The Offered Certificates

S-5

Summary of Terms

S-7

Risk Factors

S-16

Glossary

S-31

Description of the Certificates

S-31

General

S-31

Book-Entry Registration

S-32

[Exchangeable Certificates

S-33

Distributions of Interest

S-35

[Determination of LIBOR

S-36

Distributions of Principal

S-37

Credit Enhancement

S-37

[The Residual Certificate

S-39

[Supplemental Interest Trust

S-40

Optional Purchase of the Mortgage Assets

S-41

[Mandatory Auction Call of the Certificates

S-41

Fees and Expenses of the Trust Fund

S-42

Description of the Mortgage Pool

S-43

General

S-43

HELOC Terms

S-44

[Adjustable Rate HELOCs

S-47

[Participation Interests in Mortgage Assets

S-47

The HELOCs

S-48

[Conveyance of Subsequent Mortgage Assets

S-48

[Acquisition by the Trustee of Additional Mortgage Assets

S-50

Static Pool Information

S-52

Legal Proceedings

S-52

Affiliations

S-52

Additional Information

S-53

Underwriting Guidelines

S-53

[Originator Name]

S-53

[    ] Underwriting Guidelines

S-53

General Underwriting Guidelines

S-54

[The Master Servicer]

S-54

The Servicer

S-54

General

S-54

[Servicer Name]

S-54

Administration of the Trust Fund

S-55

Servicing and Administrative Responsibilities

S-55

Trust Accounts

S-58

Example of Distributions

S-59

Mortgage Asset Servicing

S-60

General

S-60

Servicing Accounts and the Collection Account

S-61

Servicing Compensation and Payment of Expenses

S-61

Waiver or Modification of Mortgage Asset Terms

S-61

Prepayment Interest Shortfalls

S-62

Advances

S-62

Collection of Taxes, Assessments and Similar Items

S-62

Insurance Coverage

S-62

Evidence as to Compliance

S-63

[Master Servicer Default;] Servicer Default

S-63

Amendment of the Servicing Agreement

S-64

Custody of the Mortgage Files

S-64

[Optional Purchase of Defaulted Mortgage Assets

S-64

[Special Servicer for Distressed Mortgage Assets

S-64

[Pledge of Servicing Rights

S-65

The Trust Agreement

S-65

General

S-65

The Issuing Entity

S-65

The Trustee

S-66

[The Securities Administrator

S-66

Assignment of Mortgage Assets

S-67

Representations and Warranties

S-67

Certain Matters Under the Trust Agreement

S-68

Reports to Certificateholders

S-72

Voting Rights

S-74

Yield, Prepayment and Weighted Average Life

S-74

General

S-74

[Subordination of the Class [      ] Certificates

S-76

Weighted Average Life

S-77

Material Federal Income Tax Considerations

S-78

General

S-78

[Residual Certificates

S-78

Legal Investment Considerations

S-79

Use of Proceeds

S-79

ERISA Considerations

S-79

Underwriting

S-80

Legal Matters

S-80

Ratings

S-80

Glossary of Defined Terms

S-82

Annex A:  Certain Characteristics of the Mortgage Assets

S-A-1

Annex B-1:  Assumed Mortgage Asset Characteristics

S-B-1-1

Annex B-2:  Principal Amount Decrement Tables

S-B-2-1

Annex [C]:  Available Combinations for Exchange

S-C-1


The Offered Certificates

The certificates consist of the [class(es)] of certificates listed in the tables below[, together with the Class [       ] Certificates].  Only the classes of certificates listed in the tables below are offered by this prospectus supplement.

Class	[Related Mortgage Pool(s)]	Class Principal or Notional Amount(1)	Initial Interest Rate(2)	Summary Interest Rate Formula (until Initial Optional Termination Date)(3)	Summary Interest Rate Formula (after Initial Optional Termination Date)(3)	Principal Type	Interest Type	Initial Certificate Ratings
								[Name of Rating Agency]	[Name of Rating Agency]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Description of Interest Rate]	[Insert Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Description of Interest Rate]	[Insert Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Description of Interest Rate]	[Insert Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]

(1)

These balances are approximate, as described in this prospectus supplement.

(2)

Reflects the interest rate as of the closing date.

(3)

Reflects the summary interest rate formula [to be described as applicable].

The offered certificates will also have the following characteristics:

Class	Record Date	Delay / Accrual Period	Interest Accrual Convention	Final Scheduled Distribution Date	Expected Final Scheduled Distribution Date	Minimum Denominations	Incremental Denominations	CUSIP Number
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Summary of Terms

•

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the certificates, you should carefully read this entire prospectus supplement and the accompanying prospectus.

•

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•

Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included in this prospectus supplement.

•

[Whenever we refer to a percentage of some or all of the mortgage assets in the trust fund [or in any mortgage pool], that percentage has been calculated on the basis of the total scheduled principal balance of those mortgage assets as of [        ], unless we specify otherwise.  We explain in this prospectus supplement under “Description of the Certificates – Distributions of Principal” how the scheduled principal balance of a mortgage asset is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any mortgage asset, we mean the total of their scheduled principal balances determined by that method, unless we specify otherwise.]

Parties

Sponsor and Seller

[       ] will sell the mortgage assets to the depositor.

Depositor

Structured Asset Securities Corporation, a Delaware special purpose corporation, will sell the mortgage assets to the issuing entity. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 526-7000.

Issuing Entity

[       ].

Trustee

[       ].

[Securities Administrator

[       ] will be responsible for preparing monthly distribution statements and certain tax information for investors and certain tax filings for the trust fund.]

[Master Servicer

[       ], will oversee the servicing of the mortgage assets by the servicers.]

Primary Servicer[s]

On the closing date, [       ] will service approximately [       ]% of the mortgage assets.

[Credit Risk Manager

[       ] will monitor and advise the servicers with respect to default management of the mortgage assets and also prepare certain loan-level reports for the trust fund which will be available for review by certificateholders.]

Originator[s]

[       ] and [various other banks, savings and loans and other mortgage lending institutions] originated the mortgage assets to be included in the trust fund.

[Certificate Insurer

[   ] will provide a certificate guaranty insurance policy for [    ] Certificates.

[[Swap] [Cap] Counterparty

[       ].]

[Auction Administrator

[       ].]

[Affiliations

[If the sponsor, depositor or issuing entity is an affiliate of any servicer, trustee, originator or any other transaction party, disclose such here. Also, disclose any other affiliations among transaction parties.]]

The Certificates

The certificates offered by this prospectus supplement will be issued with the initial approximate characteristics set forth under “The Offered Certificates” in the table on page S-[   ].

[The offered certificates will be issued in book-entry form.  The minimum denominations and the incremental denominations of each class of offered certificates are set forth in the table on page S-[   ].]

The certificates represent ownership interests in a trust fund, the assets of which will consist primarily of [describe assets of the trust fund] having a total principal balance as of the cut-off date, which is [       ], of approximately $[       ].  [In addition, [the supplemental interest trust] will hold an [interest rate swap agreement] for the benefit of the certificateholders.]

[The mortgage assets to be included in the trust fund will be divided into [       ] mortgage pools: [name mortgage pools].  [Describe mortgage pool assets].

[Payments of principal and interest on the Class [       ] Certificates will be based primarily on collections from the mortgage pool [    ] mortgage assets.  Payments of principal and interest on the Class [       ] Certificates will be based primarily on collections from the mortgage pool [    ] mortgage assets. Payments of principal and interest on the Class [       ] Certificates will be based on collections from [both / all] mortgage pools as described herein.]

The rights of holders of the Class [       ] Certificates to receive payments of principal and interest will be subordinate to the rights of the holders of certificates having a senior priority of payment, as described in this Summary of Terms under “—Enhancement of Likelihood of Payment on the Certificates—Subordination of Payments” below.  We refer to the Class [       ] Certificates collectively as “subordinate” certificates.  We refer to the Class [       ] Certificates collectively as “senior” certificates.

The Class [    ]  and Class [    ] Certficates are exchangeable for certain other classes of senior certificates in the combinations identified on Annex [    ] to this prospectus settlement.

[The Class [    ] Certificates will be entitled to receive any monthly excess cashflow remaining after required distributions are made to the offered certificates.]

[The Class [       ] Certificates are not offered by this prospectus supplement.]

The offered certificates will have an approximate total initial principal amount of $[       ]. Any difference between the total principal amount of the offered certificates on the date they are issued and the approximate total principal amount of the offered certificates as reflected in this prospectus supplement will not exceed 5%.

Payments on the Certificates

Principal and interest on each class of the certificates will be payable on the [25th] day of each month, beginning in [          ].  However, if the [25th] day is not a business day, payments will be made on the [next] business day after the [25th] day of the month.

Interest Payments

Amounts Available for Interest Payments

Interest will accrue on each class of offered certificates at the applicable annual rates described below:

•

Class [       ] Certificates: [describe interest rate and any applicable caps or limitations].

[If the option to purchase the mortgage assets is not exercised by the [servicer/master servicer] on the initial optional termination date as described under “Description of the Certificates—Optional Purchase of the Mortgage Assets” below, then with respect to the next distribution date and each distribution date thereafter, the applicable annual rate [describe any changes in the interest rate].

See “Description of the Certificates—Optional Purchase of the Mortgage Assets” below.

[You will receive from each mortgage pool of mortgage assets only the payments of interest that the component parts of your class of certificates that relate to that mortgage pool are entitled to receive.  As described in this prospectus supplement, you may receive less than you are entitled to from any particular pool of mortgage assets if those mortgage assets do not generate enough interest in any particular month to pay interest due.]

[The Class [   ] Certificates are principal-only certificates and will not be entitled to payments of interest.]

See “Description of the Certificates – Distributions of Interest” in this prospectus supplement.

Priority of Interest Payments

In general, on each distribution date, the interest remittance amount, which is the amount of interest collected from the mortgage assets during the collection period related to the distribution date minus the amount of any [servicing fees][other fees], will be distributed in the following order of priority:

first, [to the Class [   ] Certificates, the amount of [   ]];

second, [to the Class [   ] Certificates, the amount of [   ]]; and

[   ], [any remaining interest after payments as described above will be paid to the certificates as [excess interest]].

[The Interest Rate Swap Agreement/Cap Agreement

[   ] will enter into an [interest rate swap agreement/cap agreement] with [       ], as [swap/cap] counterparty. Under the [interest rate swap agreement/cap agreement], [describe swap agreement].

See [   ] in this prospectus supplement.]

[A graphic illustration of interest payment priority to be provided to the extent such illustration enhances the disclosure of the interest payment priority.]

Principal Payments

Amounts Available for Principal Payments

The amount of principal payable on the [   ] certificates will be determined by (1) formulas that allocate portions of principal payments received on the mortgage assets between [mortgage pools] [different certificate classes], (2) funds received on the mortgage assets that are available to make payments on the certificates, (3) [the application of excess interest from each mortgage pool to pay principal on the certificates and (4) [the amount of principal received on the mortgage assets that is released to the residual certificate, calculated as described in this prospectus supplement].

Priority of Principal Payments

In general, on each distribution date, the principal remittance amount, which is the amount of principal collected from the mortgage assets during the collection period related to the distribution date, including prepayments, liquidation proceeds and amounts from mortgage assets repurchased from the trust fund, minus the amount of any [expenses of the trustee][other expenses], will be distributed in the following order of priority:

first, [to the Class [   ] Certificates, the amount of [   ]];

second, [to the Class [   ] Certificates, the amount of [   ]]; and

[   ], [any remaining principal after payments as described above will be paid to the certificates as [excess cashflow]].

[A graphic illustration of principal payment priority to be provided to the extent such illustration enhances the disclosure of the principal payment priority.]

Trigger Events

The manner of allocating payments of principal on the mortgage assets will differ, as described above, depending upon the occurrence of several different events or triggers:

•

[describe any applicable events or triggers];

See “Description of the Certificates — Distributions of Principal” and “Glossary of Defined Terms” in this prospectus supplement.

Limited Recourse

The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund.  The trust fund will have no other source of cash other than collections and recoveries of the mortgage assets through insurance or otherwise [if applicable, describe any cap or derivatives providing support] [if applicable, describe any mortgage pool or certificate guaranty insurance policy].  No other entity will be required or expected to make any payments on the certificates [other than [   ] with respect to the guaranty insurance policy].

Exchangeable Certificates

On each distribution date when exchangeable certificates are outstanding, principal distributions from the applicable related certificates are allocated to the related exchangeable certificates that are entitled to principal.  The payment characteristics of the classes of exchangeable certificates will reflect the payment characteristics of their related classes of regular certificates. Annex [   ] shows the characteristics of the exchangeable certificates and the combinations of certificates and exchangeable certificates.

See “Description of the Certificates—Exchangeable Certificates—Procedures" in this prospectus supplement and "Description of the Securities—Exchangeable Securities" in the prospectus for a description of exchangeable certificates and exchange procedures and fees.

Enhancement of Likelihood of Payment on the Certificates

The payment structure of this securitization includes [forms of credit enhancement to be described as applicable].  [The [   ] certificates will [be insured by a] [not be insured by any] financial guaranty insurance policy.]  [Name of financial guaranty insurance policy to be provided if applicable.]

See “Risk Factors – Potential Inadequacy of Credit Enhancement” and “Description of the Certificates – Credit Enhancement” in this prospectus supplement for a detailed description of the forms of credit enhancement available to the certificates.

[Subordination of Payments

Payments of interest and principal will each be made to holders of each class of offered certificates before payments are made to the holder of the [REMIC] residual certificate.  In addition, certificates with an “A” in their class designation will have a payment priority as a group over other certificates.  Class [   ] certificates will have a payment priority over class [   ] certificates, and class [   ] certificates will have a payment priority over class [   ] certificates.

These payment priorities are intended to increase the likelihood that the holders of class [  ] certificates and, to a lesser extent, the holders of class [  ] certificates, will receive regular payments of interest and principal.

See “Description of the Certificates – Credit Enhancement – Subordination” in this prospectus supplement.]

[Allocation of Losses

As described in this prospectus supplement, amounts representing losses on the home equity lines of credit (to the extent that those losses exceed excess interest and any overcollateralization, as described in this prospectus supplement) will be applied to reduce the principal amount of the [    ] class of certificates still outstanding that has the lowest payment priority, until the principal amount of that class of certificates has been reduced to zero.  For example, losses in excess of overcollateralization and excess interest will first be allocated in reduction of the principal amount of the Class [    ] Certificates until it is reduced to zero, then in reduction of the principal amount of the Class [    ] Certificates until it is reduced to zero.  If a loss has been allocated to reduce the principal amount of a [   ] certificate, it is unlikely that investors will receive any payment in respect of that reduction [except in the case of those certificates covered by the guaranty insurance policy as described below].

[A graphic illustration of allocation of losses to be provided to the extent such illustration enhances the disclosure of the allocation of losses.]

See “Description of the Certificates – Credit Enhancement – Application of Realized Losses” in this prospectus supplement.]

[Excess Interest

The mortgage assets bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the [    ] certificates and [   ].  This “excess interest” received from the mortgage assets each month will be available to absorb realized losses on the mortgage assets and to maintain the required level of overcollateralization.

In general, on each distribution date, any excess interest will be distributed in the following order of priority:

first, [to the Class [   ] Certificates, the amount of [   ]];

second, [to the Class [   ] Certificates, the amount of [   ]]; and

[   ], [any remaining excess interest after payments as described above will be paid to the [residual] certificates.

[A graphic illustration of any excess interest distribution to be provided to the extent such illustration enhances the disclosure of the application of excess interest.]

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Credit Enhancement—Excess Interest” in this prospectus supplement.]

[Overcollateralization

On the closing date, the total principal balance of the mortgage assets in the trust is expected to exceed the total principal amount of the certificates by approximately $[    ], which represents [    ]% of the total principal balance of the mortgage assets in the trust fund as of [    ].  This condition is referred to in this prospectus supplement as “overcollateralization.”  Thereafter, to the extent described in this prospectus supplement, a portion of excess interest may be applied to pay principal on the certificates to the extent needed to maintain the required level of overcollateralization.  We cannot, however, assure you that sufficient interest will be generated by the mortgage assets to maintain any level of overcollateralization.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Credit Enhancement—Overcollateralization” in this prospectus supplement.]

[Limited Cross-Collateralization

Under certain limited circumstances, principal payments on the mortgage assets in [a mortgage pool] may be distributed as principal to holders of the [   ] certificates corresponding to [another mortgage pool or mortgage pools].

If the [   ] certificates relating to one mortgage pool have been retired, then principal payments on the mortgage assets relating to the retired [   ] certificates will be distributed to the remaining [   ] certificates of the other [mortgage pool or mortgage pools], if any, before being distributed to the [   ] certificates.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Distributions of Principal” in this prospectus supplement.]

 [Interest Rate Swap Agreement

Any net swap payment received under the [interest rate swap agreement] will be applied to pay interest shortfalls, maintain overcollateralization and cover losses, as described in this prospectus supplement.

See “Description of the Certificates—Supplemental Interest Trust—Interest Rate Swap Agreement” and “—Application of Deposits and Payments Received by the Supplemental Interest Trust” in this prospectus supplement.]

[[Certificate] [Pool] Insurance Policy

The [   ] [certificate][pool] guaranty insurance policy will guarantee certain interest and principal payments to holders of [   ] Certificates under the instances described in this prospectus supplement.  [No other classes of certificates will benefit from the certificate guaranty insurance policy.]

For information about [   ] and for a more detailed discussion of the [   ] guaranty insurance policy, see “The [Certificate] [Pool] Insurance Policy” in this prospectus supplement.

Fees and Expenses

Before payments are made on the certificates, the servicer will be paid a monthly fee calculated either as [    ]% annually.

The trustee will be paid [   ].

[describe other fees to be paid to any master servicer, securities administrator and credit risk manager, as applicable].

In each case, the fees described above will be paid to the related party from amounts received on the mortgage assets, before payments of any amounts to certificateholders. The [servicer’s] fees will be paid prior to the payment of other fees. [The other parties will be paid their fees simultaneously on a proportionate basis.]

Expenses of the servicer[, the custodians, the master servicer and the securities administrator] will be reimbursed before payments are made on the certificates.  Expenses of the trustee will be reimbursed up to $[    ] annually before payments of interest and principal are made on the certificates; any additional unpaid expenses above $[    ] in any year will be paid to the trustee to the extent of any remaining interest remittance amount after all payments of interest on the certificates.

See “Fees and Expenses of the Trust Fund” in this prospectus supplement.

Final Scheduled Distribution Date

The final scheduled distribution date for the offered certificates will be the applicable distribution date specified in the table on page S-[   ].  The final scheduled distribution date for the [      ] certificates is based upon [      ].  The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially earlier, than the applicable final scheduled distribution date.

[The NIMS Insurer

One or more insurance companies, referred to herein collectively as the NIMS Insurer, may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust or other special purpose entity and secured by all or a portion of the [   ] Certificates.  In that event, the NIMS Insurer will be able to exercise rights which could adversely affect certificateholders.

We refer you to “Risk Factors—Rights of the NIMS Insurer May Affect Certificates” in the prospectus for additional information concerning the NIMS Insurer.]

The HELOCs

On the closing date, which is expected to be on or about [     ], the assets of the trust will consist primarily of [    mortgage pool(s) of] home equity lines of credit secured by [first and second lien mortgages or deeds of trust on residential properties].

[The home equity lines of credit held by the trust fund will not be insured or guaranteed by any government agency.]

The depositor expects that the home equity lines of credit will have the following characteristics as of the cut-off date:

[Aggregate] [Pool __ ] HELOC Summary

	Range or Total	Weighted Average	Total Percentage(1)

Number of HELOCs
[Number of Fixed Rate HELOCs]
[Number of Adjustable Rate HELOCs]
Total Outstanding Principal Balances
Credit Limits
Credit Limit Utilization Rates
Mortgage Rates
Original Draw Period (in months)
Remaining Draw Period (in months)
Original Terms to Maturity (in months)
Remaining Terms to Maturity (in months)
Original Combined Loan-to-Value Ratios
Number of Second Lien HELOCs
Geographic Distribution in Excess of 10.00% of the Total Scheduled Principal Balance
Number of HELOCs in [ ]
Number of HELOCs in the Maximum Single Zip Code Concentration
Credit Scores
Gross Margins (2)
Maximum Mortgage Rates (2)
Minimum Mortgage Rates (2)
Months to Next Mortgage Rate Adjustment (2)
Initial Caps (2)
Periodic Caps (2)

(1)

Percentages calculated based on the total principal balance of the home equity lines of credit.

(2)  The weighted average is based only on the adjustable rate home equity lines of credit in [      ] mortgage pool[s].

[In addition, approximately [   ] mortgage assets, with a total principal balance as of the cut-off date of approximately $[         ], which represents approximately [    ]% of the mortgage assets, are represented by participation interests in mortgage assets.  The depositor expects that the participation interests will have the following characteristics as of the cut-off date:  [         ].]

[The home equity lines of credit were generally originated or acquired in accordance with underwriting guidelines that are [less strict than][in accordance with] Fannie Mae and Freddie Mac guidelines. [As a result, the home equity lines of credit are likely to experience higher rates of delinquency, foreclosure and bankruptcy than home equity lines of credit underwritten in accordance with higher standards.]]

[The home equity lines of credit held by the trust will not be insured or guaranteed by any government agency.]

[None of the mortgage assets in the trust fund will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.]

Servicing of the Mortgage Assets

[The mortgage assets will be master serviced by [       ].  The master servicer will oversee the servicing of the mortgage assets by the servicer[s].]  Primary servicing may subsequently be transferred to servicers other than the initial servicer[s], in accordance with the trust agreement and the servicing agreement, as described in this prospectus supplement.

[[    ] will retain certain rights relating to the servicing of the mortgage assets, including the right to terminate and replace any servicer, at any time, without cause, in accordance with the terms of the trust agreement and the applicable servicing agreement, which, among other things, generally requires payment of a termination fee.]

See “The Master Servicer,” “The Servicer” and “Mortgage Asset Servicing” in this prospectus supplement.

[The Pre-Funding Arrangement

On the closing date, approximately $[         ] , which represents [         ]% of the mortgage pool assets, will be deposited by [        ] in a pre-funding account maintained by [          ].  It is intended that additional subsequent mortgage assets will be sold to the trust fund by the depositor from time to time, from [       ] until [       ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional mortgage assets if applicable.]]

[See “Description of the Mortgage Pool—Conveyance of Subsequent Mortgage Assets” in this prospectus supplement.

[The Revolving Period

On each distribution date during the revolving period (i.e. from the closing date until [    ]), the depositor may direct the trustee to purchase from the depositor for inclusion in the trust fund additional mortgage assets, up to an aggregate maximum purchase price of $[    ] , which represents approximately [    ]% of the total principal balance of the mortgage pool[s] as of the cut-off date.  If the depositor so directs, the [trustee] [securities administrator]will deposit all or a portion of the amount of [interest] [principal] payable on the mortgage assets [from each mortgage pool] that would otherwise be made to certificateholders into a separate revolving account established for the [related] mortgage pool, and will apply deposits in the revolving account to fund the purchase of those additional mortgage assets [to be included in that mortgage pool], provided certain other conditions are satisfied at the time of purchase.  Funds on deposit in the revolving account may only be applied to acquire additional mortgage assets for the [related] mortgage pool.  The additional mortgage assets will have the same general characteristics as the [related] mortgage pool described in this prospectus supplement.

See “Description of the Mortgage Pool—Acquisition by the Trustee of Additional Mortgage Assets” in this prospectus supplement.]

Optional Purchase of the Mortgage Assets

[               ], [with the prior written consent of [     ], which consent may not be unreasonably withheld,] may purchase the mortgage assets and the other assets of the trust fund on or after the initial optional termination date, which is the distribution date following the month in which the total principal balance of the mortgage assets [(determined in the aggregate rather than by pool)] declines to less than [   ]% of the initial total principal balance of the home equity lines of credit as of the cut-off date.  If [            ] does not exercise that option, [           ]  may purchase the home equity lines of credit.

[If the mortgage assets in any pool and the other assets of the pool are purchased, the certificateholders of the related classes of certificates will be paid [   ].]

[If the option to purchase the mortgage assets is not exercised on the initial optional termination date, then, beginning with the next distribution date and thereafter, the interest rates on the offered certificates will be increased as described in the table on page S-[  ].]

See “Description of the Certificates—Optional Purchase of Mortgage Assets” in this prospectus supplement for a description of the purchase price to be paid for the home equity lines of credit upon an optional purchase.  [See “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments” in this prospectus supplement for a description of the increased interest rates to be paid on the certificates after the initial optional termination date.]

Mandatory Auction Call of the Certificates

On [               ], [       ] will act as auction administrator and will solicit bids for purchase of the certificates in the secondary market from dealers and institutional investors.  If bids are received for the entire amount of the certificates subject to the mandatory auction, then the auction will have been successful and the certificates will be sold to the highest bidders.  The mandatory auction will close if sufficient bids are received covering all of the certificates that are subject to the mandatory auction, and if the market value swap agreement covers any shortfall from par.  If these conditions are not met, then the auction will have failed and the original investors will retain their certificates.  If these conditions are met, then the auction will close, and the original investors will be obligated to tender their certificates and will receive the required par purchase price.

See “Description of the Certificates—Mandatory Auction Call of the Certificates” in this prospectus supplement for a description of the terms of a mandatory auction.]

[Financing

An affiliate of Lehman Brothers Inc. has provided financing for certain of the mortgage assets. A portion of the proceeds of the sale of the certificates will be used to repay the financing.]

Tax Status

[To be described as applicable.]

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

[To be provided as applicable.]

ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans.  Because of the complexity of regulations that govern these plans, you are encouraged to consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any certificates.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The certificates will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should also consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Certificates

The certificates offered by this prospectus supplement will initially have the ratings from [       ] set forth in the table on page S-[  ].

See “Ratings” in this prospectus supplement for a more complete discussion of the certificate ratings and “Risk Factors—Ratings on the Securities are Dependent on Assessments by the Rating Agencies” in the prospectus.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered certificates.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

[Risks Related to Higher Expected Delinquencies of the HELOCs]

[The home equity lines of credit, in general, were originated according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines, so the home equity lines of credit are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by home equity lines of credit underwritten in accordance with higher standards. In particular, a significant portion of the home equity lines of credit in the trust fund were classified in relatively low (i.e., relatively higher risk) credit categories.

Changes in the values of mortgaged properties related to the home equity lines of credit may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the home equity lines of credit in the trust fund than on home equity lines of credit originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related home equity lines of credit.

See “Description of the Mortgage Pool—General” in this prospectus supplement for a description of the characteristics of the home equity lines of credit and “The Originators and the Underwriting Guidelines” for a general description of the underwriting guidelines applied in originating the home equity lines of credit.

See also “Risk Factors—Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” in the prospectus for a discussion of the risks relating to “subprime,” “non-prime” and “non-conforming” mortgage loans.]

Cash Flow Limited in Early Years of HELOCs

During the first [ ]-year draw down period under the credit line agreements for the home equity loans, borrowers are not required to make monthly payments of principal. As a result, collections on the home equity lines of credit may vary. With respect to some of the home equity lines of credit, during the second [ ]-year draw down period, no monthly payments of principal are required. Collections on the home equity lines of credit may also vary due to seasonal purchasing and payment habits of borrowers. As a result, there may be limited collections available to make payments to you.

General credit risk may also be greater to you than to holders of instruments representing interests in level payment home equity lines of credit since no payment of principal of the home equity lines of credit generally is required until after either a five- or ten-year interest-only period. Minimum monthly payments are required to equal or exceed accrued interest on the home equity lines of credit.

[The Servicer Has Limited Ability to Change the Terms of the Mortgaged Assets

The servicer may agree to changes in the terms of a home equity line of credit if the changes:

•

do not materially and adversely affect the interest of the noteholders or the insurer (including the tax status of any REMIC created by the trust agreement); and

•

are consistent with prudent business practice.]

[Mortgage Asset Interest Rates May Limit Interest Rates on the Certificates]

[The [    ] certificates will accrue interest at an interest rate that adjusts monthly based on the [one-month LIBOR] index plus a specified margin.  However, the interest rates on these [    ] certificates are subject to a limitation, generally based on the weighted average interest rate of the mortgage assets, net of certain allocable fees and expenses of the trust fund. [    ] of the mortgage assets to be included in each mortgage pool will have interest rates that either are [fixed] [or adjust semi-annually] based on a [six-month LIBOR] index, as described in “Description of the Mortgage Pool—The Indices.”

[The adjustable rate mortgage assets in each mortgage pool may also have periodic maximum and minimum limitations on adjustments to their interest rates, and all of these adjustable rate mortgage assets will have the first adjustment to their interest rates [    ] after their first payment dates. As a result, the [    ] certificates may accrue less interest than they would accrue if their interest rates were solely based on the [one-month LIBOR] index plus the specified margin.]

A variety of factors could limit the interest rates and adversely affect the yield to maturity on, and market value of, the certificates. Some of these factors are described below.
• [Describe different adjustment periods between the certificates and the mortgage assets]
• [Describe different indices between the certificates and the mortgage assets]
• [Describe a reduction of interest rates on the certificates due to net funds cap limitations]
• [Describe how the recovery of basis risk shortfalls may be limited]
• [Describe any additional interest rate or yield factors that may apply]

See “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments,” “Description of the Certificates—Distributions of Interest” and “—Credit Enhancement—Overcollateralization” in this prospectus supplement. See also “Risk Factors—Mortgage Asset Interest Rates May Limit Interest Rates on the Variable Rate Securities” in the prospectus. For a general description of the interest rates of the home equity lines of credit, see “Description of the Mortgage Pool” in this prospectus supplement.]

Risks Related to Potential Inadequacy of Credit Enhancement and Other Support

The [excess interest], [overcollateralization], [subordination], [loss allocation] and [limited cross-collateralization] features, [together with] [[Fannie Mae] [Freddie Mac] guaranties,] [the interest rate swap agreement] [and for the benefit of the [    ] Certificates only, the cap agreement], all as described in this prospectus supplement, are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage assets.

[Excess Interest and Overcollateralization.  On the closing date, the total principal balance of the mortgage assets will exceed the total principal amount of the [    ] certificates by approximately $[    ], which is equal to [    ]% of the aggregate principal balance of the mortgage assets as of the cut-off date. This excess is referred to in this prospectus supplement as “overcollateralization” and will be available to absorb losses. We cannot assure you, however, that the mortgage assets, [together with amounts available from the interest rate swap agreement,] will generate enough excess interest to maintain this overcollateralization level as set by the rating agencies. The following factors will affect the amount of excess interest that the mortgage assets will generate:

• [Describe the effect of prepayments]
• [Describe defaults, delinquencies and liquidations]
• [Describe increases in the index related to any mortgage risk]
• [Describe any additional factors that may apply]

See “Description of the Certificates—Credit Enhancement—Overcollateralization” in this prospectus supplement.  See also “Risk Factors—Potential Inadequacy of Credit Enhancement—Excess Interest and Overcollateralization” in the prospectus.]

[Fannie Mae and Freddie Mac Guaranties.  The assets of the trust include Fannie Mae and Freddie Mac certificates.  Although payments on Fannie Mae and Freddie Mac certificates are guaranteed by those respective agencies, these agencies’ guaranties are not backed by the full faith and credit of the United States.  Neither the United States nor any U.S. agency is obligated to finance or otherwise assist either Fannie Mae or Freddie Mac in any manner.  Therefore, if the Fannie Mae and Freddie Mac certificates do not pay as expected, you might suffer a loss on your investment in the certificates.]

[The Interest Rate Swap Agreement.  Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and repay losses. However, no amounts will be payable to the supplemental interest trust by the swap counterparty unless the floating amount owed by the swap counterparty on a distribution date exceeds the fixed amount owed to the swap counterparty. This will not occur except in periods when [one-month LIBOR] (as determined pursuant to the interest rate swap agreement) exceeds the applicable rate of payment owed by the trust fund, which will range from [    ]% to [    ]% per annum on the scheduled notional amount as described in this prospectus supplement. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization, pay interest shortfalls or repay losses on the home equity lines of credit.

See “Description of the Certificates—Supplemental Interest Trust—Interest Rate Swap Agreement” in this prospectus supplement.  See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]

[The Cap Agreement.  Any amounts received under the cap agreement will be applied as described in this prospectus supplement to pay certain interest amounts on the [    ] Certificates resulting from application of the applicable net funds cap. We cannot assure you that any amounts will be received under the cap agreement.

See “Description of the Certificates—Distributions of Interest—The Cap Agreement” in this prospectus supplement.]

[Subordination and Allocation of Losses.  If the applicable subordination is insufficient to absorb losses, then certificateholders will likely incur losses and may never receive all of their principal payments. You should consider the following:

•

if you buy a Class [    ] Certificate and losses on the mortgage assets exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ] and Class [    ] Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class [    ] Certificates by the amount of that excess; and

•

if you buy a Class [    ] Certificate and losses on the mortgage assets exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ], Class [    ] and Class [    ] Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class [    ] Certificates by the amount of that excess.

•

if you buy a Class [    ] Certificate and losses on the mortgage assets exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ], Class [    ] and Class [    ] Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class [    ] Certificates by the amount of that excess.

[Losses on the mortgage assets will not reduce the principal amount of the senior certificates.]

If overcollateralization is maintained at the required amount and the mortgage assets generate interest in excess of the amount needed to pay interest and principal on the certificates, the fees and expenses of the trust fund [and any swap payments owed to the swap counterparty], then excess interest will be used to pay you and other certificateholders the amount of any reduction in the principal amounts of the certificates caused by application of losses. These payments will be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal amount was reduced because of the application of losses.

See “Description of the Certificates—Credit Enhancement—Subordination” and “—Application of Realized Losses” in this prospectus supplement.]

[Limited Cross-Collateralization.  Principal payments on the [    ] certificates will depend, for the most part, on collections on the mortgage assets in the related mortgage pool. However, the [    ] certificates will have the benefit of credit enhancement in the form of overcollateralization and subordination from [each] mortgage pool. That means that even if the rate of losses on home equity lines of credit in the mortgage pool related to any class of senior certificates is low, losses in the unrelated mortgage pool[s] may reduce the loss protection for those certificates.]

[Risks Related to the Interest Rate Swap Agreement]

[Any net swap payment payable to the swap counterparty under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce payments of interest on the certificates.  The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the certificates.

In the event that the trust fund, after application of all interest and principal received on the mortgage assets, cannot make the required net swap payments to the swap counterparty, a swap termination payment as described in this prospectus supplement will be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of the interest rate swap agreement will reduce amounts available for distribution to certificateholders.

See “Description of the Certificates—Distributions of Interest,” “—Distributions of Principal” and “—Supplemental Interest Trust” in this prospectus supplement. See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]

[Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Certificates]

As of the date of this prospectus supplement, the [swap counterparty] [cap counterparty] currently has the ratings described under “Description of the Certificates—Supplemental Interest Trust—The [Swap][Cap] Counterparty.” The ratings of the [    ] certificates are dependent in part upon the credit ratings of the [swap counterparty] [cap counterparty]. If a credit rating of the [swap counterparty] [cap counterparty] is qualified, reduced or withdrawn and the [swap counterparty] [cap counterparty] does not post collateral securing its obligations under the interest rate [swap][cap] agreement or a substitute counterparty is not obtained in accordance with the terms of the interest rate [swap][cap] agreement, the ratings of the [    ] certificates may be qualified, reduced or withdrawn. In that event, the value and marketability of those certificates will be adversely affected.

See “Description of the Certificates—Supplemental Interest Trust—Interest Rate [Swap][Cap] Agreement” in this prospectus supplement. See also “Risk Factors—Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Certificates” in the prospectus.]

[Special Risks for Certain Classes of Certificates

The [    ] Certificates are [interest-only][principal-only] certificates.  These certificates have yields to maturity (or early termination) – the yield you will receive if you hold a certificate until it has been paid in full – that are highly sensitive to prepayments on the related mortgage assets.

If you purchase the [    ] Certificates, you should consider the risk that you may receive a lower than expected yield and may not fully recover your initial investment if the mortgage assets experience a [faster][slower] than expected rate of prepayments.  Prepayments on the mortgage assets may occur as a result of solicitations of the borrowers by mortgage loan providers, including the seller and its affiliates and the servicer, as described under “Yield, Prepayment and Weighted Average Life” in this prospectus supplement.

Exercise by the [master] servicer of its right to purchase the mortgage assets, as described under “Description of the Certificates—Optional Termination of the Trust Fund,” will adversely affect the yields on the [    ] Certificates.

See “Yield, Prepayment, and Weighted Average Life” in this prospectus supplement for a description of factors that may affect the sensitivity of these certificates’ yield to maturity. See also “Risk Factors—Special Risks for Certain Classes of Securities” in the prospectus.]

[Special Default Risk of Second Lien HELOCs]

[Approximately [    ]% of the home equity lines of credit are secured by second liens on the related mortgaged properties. These second lien home equity lines of credit are subordinate to the rights of the mortgagee under the related first lien home equity lines of credit and may present special risks upon default of any second lien home equity lines of credit.

See “Risk Factors—Special Default Risk of Second Lien Mortgage Loans” and “—Risks Related to Simultaneous Second Liens and Other Borrower Debt” in the prospectus.]
Risks Related to Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage assets will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, mortgage asset prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage assets may decrease.

A prepayment of a home equity line of credit will usually result in a payment of principal on the certificates, and, depending on the type of certificate and the price investors paid for that certificate, may affect the yield on that certificate.

[See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Unpredictability and Effect of Prepayments” in the prospectus for a description of factors that may influence the rate and timing of prepayments on the mortgage assets.]

[Risks Related to HELOCs with Interest-Only Payments]

Approximately [    ]% of the home equity lines of credit provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of [    ] years following origination. Following the applicable interest-only period, the monthly payment with respect to each of these home equity lines of credit will be increased to an amount sufficient to amortize the principal balance of the home equity line of credit over the remaining term and to pay interest at the related mortgage interest rate.

See “Yield, Prepayment and Weighted Average Life—General” in this prospectus supplement and “Risk Factors—Risks Related to Mortgage Loans with Interest-Only Payments” and “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.]

[Delinquencies Due to Servicing Transfer]

[As described in this prospectus supplement, servicing of approximately [    ]% of the home equity lines of credit initially serviced by [    ] will be transferred to one or more other servicers on or about [    ]. It is also possible that servicing of home equity lines of credit may be transferred in the future in accordance with the provisions of the [trust agreement] [servicing agreement] as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under the related servicing agreement, (2) the exercise by the seller of its right to terminate one or more servicers without cause upon [    ] written notice, (3) with respect to certain servicers, the occurrence of certain mortgage loss and delinquency triggers, or (4) the transfer of severely delinquent loans for servicing by a special servicer.

Disruptions resulting from servicing transfers may affect the yield of the certificates.
See “The Servicer” and “Mortgage Asset Servicing” in this prospectus supplement and “Risk Factors—Delinquencies Due to Servicing Transfer” in the prospectus.]
Risks Related to Geographic Concentration of Mortgage Assets

Approximately [    ]% of those mortgage assets are secured by properties located in [    ]. The rate of delinquencies, defaults and losses on the mortgage assets may be higher than if fewer of the mortgage assets were concentrated in [    ] because certain conditions in that state will have a disproportionate impact on the mortgage assets in general.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Geographic Concentration of the Mortgage Loans” in the prospectus. For additional information regarding the geographic concentration of the mortgage assets to be included in each mortgage pool, see the geographic distribution tables in Annex A of this prospectus supplement.

Greater Risk Involving Certain Property Types

[Approximately [   ]% of the mortgage assets are secured by liens on multifamily properties or mixed residential/commercial properties.]  [In addition, approximately [   ]% of the mortgage assets are secured by liens on fee simple and/or leasehold interests in various types of property.]  [Approximately [   ]% of the mortgage assets are secured by liens on [manufactured homes / cooperative dwellings]].  Mortgage assets secured by multifamily property, mixed use property, manufactured homes or cooperative dwellings may result in higher losses as a result of delinquency, foreclosure or repossession than loans secured by single-family property.  If these losses are greater than expected, and credit support is not available to absorb the losses, investors in the certificates could suffer a loss on their investment.

Less Reliable Prepayment Loss and Foreclosure Information For Newly Originated Mortgage Assets

[Some of the mortgage assets in the trust are of relatively recent origin.  As a result, reliable prepayment, loss and foreclosure statistics for these mortgage assets may not be available, and the rating agencies may have difficulty in estimating potential losses on the mortgage assets.  If losses on these mortgage assets are greater than expected, investors in the certificates may experience a loss on their investment.]

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Recent Developments in the Residential Mortgage Market May Adversely Affect the Yields of the Offered Certificates

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the yield on your certificates.  Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector.  In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation.  A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

[The following two paragraphs apply only if the mortgage pool includes mortgage loans with an adjustable rate feature].  Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans.  Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin.  This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates.  A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing.  Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  These events, alone or in combination, may contribute to higher delinquency rates.]

See “Risk Factors—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy.  Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims.  The financial condition of a mortgage lender may also be adversely affected by the increasing rate of delinquencies and defaults on adjustable rate loans.

The inability of an originator to repurchase mortgage loans in the event of breaches of representations and warranties may affect the performance of the offered certificates.

[The following two paragraphs apply only if the mortgage pool includes subprime loans:]  [The mortgage loans in the trust fund include subprime mortgage loans, and it is possible that an originator, due to substantial economic exposure to the subprime mortgage market, for financial or other reasons may not be capable of repurchasing or substituting for any defective mortgage loans in the trust fund.  You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on your certificates.

See “Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” in the prospectus.  See also “Description of the Mortgage Pools” in this prospectus supplement for a description of the characteristics of the mortgage loans and “Origination of the Mortgage Loans and Underwriting Guidelines” for a general description of the underwriting guidelines applied in originating the mortgage loans.

[The following paragraph applies only if the mortgage pool does NOT include subprime loans:]  The mortgage loans in the trust fund do not include subprime mortgage loans; however, many originators that underwrite prime or “alt-A” mortgage loans also underwrite subprime mortgage loans and consequently may have exposure to the subprime mortgage market.  You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on your certificates.

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Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Assets

Violations of certain federal, state or local laws and regulations relating to the protection of consumers, unfair and deceptive practices and debt collection practices may limit the ability of the servicer to collect all or part of the principal of or interest on the related home equity lines of credit and, in addition, could subject the trust fund to damages and administrative enforcement.

See “Risk Factors—Violations of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans” in the prospectus.
Violation of Predatory Lending Laws/Risks Related to High Cost Loans

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. Failure to comply with these laws, to the extent applicable to any of the mortgage assets, could subject the trust fund, as an assignee of the mortgage assets, to monetary penalties and could result in the borrowers rescinding the affected mortgage assets. If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected loans and pay any related liabilities, certificateholders could incur losses.

For a discussion of anti-predatory lending laws and the effect of any “high cost” loans on the trust fund, see “Risk Factors—Predatory Lending Laws/High Cost Loans” in the prospectus.

[Additional risk factors to be provided as applicable.]

Glossary

A glossary of defined terms used in this prospectus supplement begins on page S-[    ]. Any terms used in this prospectus supplement and not defined in the glossary are defined in the accompanying prospectus.

Description of the Certificates

General

[The Series [    ] Home Equity Loan Pass-Through Certificates will consist of the following Classes:

•

the Class [  ] Certificates,

•

the Class [    ] Certificates, and

•

the Class R Certificate.

Only the Offered Certificates are offered hereby.]

The Certificates will evidence the entire beneficial ownership interest in the Trust Fund.  The Trust Fund will generally consist of:

•

the HELOCs;

•

deposits in the Certificate Account made in respect of the HELOCs;

•

property acquired by foreclosure of the HELOCs or deed in lieu of foreclosure; and

•

any applicable insurance policies and all proceeds thereof.

[In addition, the Certificates will represent beneficial ownership interests in the Supplemental Interest Trust, the primary asset of which will be the Swap Agreement described under “—Supplemental Interest Trust—Interest Rate Swap Agreement,” and all proceeds thereof.]

Each class of Offered Certificates will be issued in the respective approximate Class Principal Amount specified in the table on page S-1 and will accrue interest at the respective Interest Rate specified in the table on page S-1 and as further described under “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments.” The REMIC residual certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described herein.  The original Class Certificate Principal Amount of the Offered Certificates may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined herein) of the HELOCs is increased or decreased as described under “Description of the Mortgage Pool” herein.

Distributions on the Offered Certificates will be made on the [25th] day of each month (or, if the [25th] day is not a Business Day the next succeeding Business Day), commencing [     ], to Certificateholders of record on the immediately preceding Record Date.

[For purposes of allocating distributions of principal and interest on the Senior Certificates, (1) the Group [    ] Certificates will relate to, and generally will be limited to collections from, the Pool [    ] HELOCs and (2) the Group [    ] Certificates will relate to, and generally will be limited to collections from, the Pool [    ] HELOCs. However, holders of each class of [    ] Certificates will receive the benefit of Monthly Excess Interest generated by each Mortgage Pool and, to a limited extent, certain principal payments generated by the Mortgage Pool unrelated to that class. Holders of [    ] Certificates will be entitled to receive distributions based upon principal and interest collections from each Mortgage Pool, but such rights to distributions will be subordinate to the rights of the holders of the [    ] Certificates to the extent described herein.]

[The [    ] Certificates will be entitled to Monthly Excess Cashflow, if any, remaining after required distributions are made to the [    ] Certificates and to pay certain expenses of the Trust Fund (including payments to the [Swap Counterparty]). The [    ] Certificates will represent the remaining interest in the assets of the Trust Fund after the required distributions are made to all other classes of Certificates and will evidence the residual interest in the REMICs.]

[[    ] will initially hold the Class P and Class X Certificates and intends to enter into a NIMS Transaction.  The NIM Securities issued in the NIMS Transaction may be insured by a NIMS Insurer. If the NIM Securities are so insured, the NIMS Insurer will have certain rights under the Trust Agreement and the Servicing Agreement as described herein.]

Distributions on the Offered Certificates will be made on the Distribution Date to Certificateholders of record on the applicable record date specified in the table on page S-2. Distributions on the Offered Certificates will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided, that the final distribution in respect of any Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Trustee. See “The Trust Agreement—The Trustee” herein.

Book-Entry Registration

The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants. Each class of Book-Entry Certificates will be represented by one or more Global Securities that equal in the aggregate the initial Class Principal Amount of the related class registered in the name of the nominee of DTC. The Offered Certificates will be issued in minimum denominations in the principal amounts and the incremental denominations in excess thereof specified in the table on page S-2.

Beneficial Owners of the Book-Entry Certificates will hold their Certificates through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates that equal the initial Class Principal Amount of the related class of Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries names on the books of DTC. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate. Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. See “Description of the Securities—Book-Entry Registration” in the prospectus.

Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

For information with respect to tax documentation procedures relating to the Book-Entry Certificates, see “Material Federal Income Tax Considerations—Taxation of Securities Treated as Debt Instruments” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex A to in the prospectus.

[Exchangeable Certificates

General.  All or a portion of the Exchangeable Certificates may be exchanged for a proportionate interest in the related Exchangeable Certificates in the combinations shown in Annex [    ].  All or a portion of the Exchangeable Certificates may also be exchanged for the related offered certificates in the same manner.  This process may occur repeatedly.

The classes of offered certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding principal balances and notional amounts of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur.  Offered Certificates and Exchangeable Certificates in any combination may be exchanged only in the proportion that the original principal balances of such certificates bear to one another as  shown in Annex [   ].

Holders of Exchangeable Certificates will be the beneficial owners of a proportionate interest in the certificates in the related Combination Group and will receive a proportionate share of the distributions on those certificates.

Procedures.  If a Certificateholder wishes to exchange certificates, the Certificateholder must notify the [Trustee][Securities Administrator][Certificate Registrar] by [   ] at [   ] or [   ] no later than [   ] Business Days before the proposed exchange date.  The exchange date can be any Business Day other than the first or last Business Day of the month subject to the [Trustee’s][Securities Administrator’s] [Certificate Registrar’s] approval.  The notice must be on the Certificateholder’s letterhead, carry a medallion stamp guarantee and set forth the following information:  the CUSIP number of both certificates to be exchanged and certificates to be received, outstanding principal balance and/or notional amount and the original principal balance and/or notional amount of the certificates to be exchanged, the Certificateholder’s DTC participant number and the proposed exchange date.  After receiving the notice, the [Trustee][Securities Administrator][Certificate Registrar] will [e-mail] the Certificateholder with wire payment instructions relating to the exchange fee.  The Certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the Certificates.  A notice becomes irrevocable on the [    ] Business Day before the proposed exchange date.

In connection with each exchange, the Certificateholder must pay the [Trustee][Securities Administrator][Certificate Registrar] a fee equal to [   ].  In no event, however, will the fee be either less than $[    ] or greater than $[    ].

The [Trustee][Securities Administrator] will make the first distribution on an offered certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the following month to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations.  The characteristics of the Exchangeable Certificates will reflect the characteristics of the related offered certificates.  Investors should also consider a number of factors that will limit a Certificateholder’s ability to exchange offered certificates for Exchangeable Certificates and vice versa:

•

At the time of the proposed exchange, a Certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange.

•

A Certificateholder that does not own the certificates may be unable to obtain the necessary offered certificates or Exchangeable Certificates.

•

The Certificateholder of needed certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•

Certain certificates may have been purchased or placed into other financial structures and thus be unavailable.

•

Principal distributions will decrease the amounts available for exchange over time.

•

Only the combinations listed on Annex [   ] are permitted.]

Distributions of Interest

Calculation of Interest.  The amount of interest distributable on each Distribution Date in respect of each class of Offered Certificates will equal [    ] for such class and for such date. Interest will accrue on the Offered Certificates on the basis of [    ].

The Interest Rate for each class of Offered Certificates will be the applicable annual rate described under “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments.” [The Interest Rate for the Class [  ] Certificates will be the lesser of (1) LIBOR plus   [    ] and (2) the Subordinate Net Funds Cap.]

[Basis Risk Shortfalls. With respect to each Distribution Date and any class of [    ] Certificates, such class will be entitled to the amount of any Basis Risk Shortfall or Unpaid Basis Risk Shortfall with interest thereon at the applicable Interest Rate (calculated without regard to the applicable Net Funds Cap) before the holders of the [    ] Certificates are entitled to any distributions. The [    ] Certificates will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall from Monthly Excess Cashflow, treated as paid from, and to the extent such funds are on deposit in, the Basis Risk Reserve Fund [and any amounts received under the Swap Agreement]. See “—Credit Enhancement—Application of Monthly Excess Cashflow” [and “—Supplemental Interest Trust—Interest Rate Swap Agreement”] below.  The source of funds on deposit in the Basis Risk Reserve Fund will be limited to (1) an initial deposit of $1,000 by the Sponsor and (2) certain amounts that would otherwise be distributed to the [    ] Certificates. Notwithstanding the foregoing, the amount of any Basis Risk Shortfall for any class of [    ] Certificates in respect of any Distribution Date may not exceed the amount, if any, by which (x) the amount payable at the applicable Maximum Interest Rate exceeds (y) the amount payable at the applicable Net Funds Cap.

The amount of Monthly Excess Cashflow distributable with respect to the [    ] Certificates on any Distribution Date will be reduced by the amount of any Basis Risk Payment not satisfied from amounts, if any, on deposit in the Basis Risk Reserve Fund.]

Interest Distribution Priorities.

The Interest Remittance Amount will be distributed on each Distribution Date concurrently, as follows:

(1)

[on any Distribution Date during the Revolving Period, to the Revolving Account, the purchase price of any Additional Mortgage Assets to be purchased on such Distribution Date;]

(2)

to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

(3)

to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

(4)

to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

(5)

to the Trustee, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Trust Agreement; and

(6)

[for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Interest Remittance Amount remaining undistributed for such Distribution Date.]

[The Cap Agreement.  As of the Closing Date, the Trustee, not individually, but solely in its capacity as Trustee of the Trust Fund, will enter into the Cap Agreement with the Cap Counterparty for the sole benefit of the [    ] Certificates.  The [Depositor] will establish the Cap Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date.  [Describe Cap Agreement.]]

[State whether the significance percentage with respect to the Cap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Cap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Cap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided.  If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

Prepayment Interest Shortfalls. When a principal prepayment in full or in part is made on a HELOC, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received in the applicable Prepayment Period will be distributed to holders of the [    ] Certificates on the Distribution Date following that Prepayment Period.  To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month’s interest on the amount prepaid, a Prepayment Interest Shortfall could result.  [In contrast, in the case of a prepayment in full on a HELOC serviced by [    ] made in the same month in which such prepayment is distributed to Certificateholders, a Prepayment Interest Excess could result.]

[With respect to prepayments in full or in part, the [Master] Servicer will be obligated to pay Compensating Interest to the extent Prepayment Interest Shortfalls occur.]  See “Mortgage Asset Servicing—Prepayment Interest Shortfalls” herein.  Any Net Prepayment Interest Shortfall will reduce the Interest Remittance Amount available for distribution on the related Distribution Date.]

[Determination of LIBOR

[Description of how LIBOR is set to be provided.]

LIBOR for the first Accrual Period will be[    ]%.]

Distributions of Principal

General.  Distributions of principal on the Senior Certificates will be made primarily from the Principal Distribution Amount for the related Mortgage Pool and secondarily from the Principal Distribution Amount from the unrelated Mortgage Pool, from Monthly Excess Cashflow from each Mortgage Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below and from the Supplemental Interest Trust Amount (if any), as described under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” below. Distributions of principal on the Offered Subordinate Certificates and the Class B2 Certificates will be made primarily from the aggregate of the Principal Distribution Amounts from each Mortgage Pool after distributions of principal have been made on the Senior Certificates, and secondarily from Monthly Excess Cashflow from each Mortgage Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below and from the Supplemental Interest Trust Amount (if any), as described under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” below.

Principal Distribution Priorities.  The Principal Distribution Amount will be distributed on each Distribution Date in the following order of priority:

(1)

[on any Distribution Date during the Revolving Period, to the Revolving Account, the purchase price of any Additional Mortgage Assets to be purchased on such Distribution Date;]

(2)

to the [    ], [    ], and [    ] Certificates, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

(3)

to the [    ] Certificates, until the Class Principal Amount of such class has been reduced to zero;

(4)

to the [    ] Certificates, until the Class Principal Amount of such class has been reduced to zero; and

(5)

[for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Principal Distribution Amount remaining after application pursuant to clauses (1) through (3) above.]

Credit Enhancement

Credit enhancement for each Class of Certificates will take the form of [described as applicable]:

•

[an irrevocable letter of credit]

•

[the subordination of the Subordinate Certificates to the Senior Certificates]

•

[reserve funds]

•

[a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy]

•

[a surety bond or certificate guarantee insurance policy]

•

[the use of cross-support features]

•

[overcollateralization]

•

[excess interest]

•

[an interest rate swap agreement]

[If any credit enhancement provider is liable or contingently liable to provide payments representing 10% or more of the cashflow supporting any class of Certificates, a description of any such credit enhancement provider will be provided, including the name of the credit enhancement provider, the organizational form of the credit enhancement provider and the general character of the business of the credit enhancement provider.]

[If any credit enhancement provider is liable or contingently liable to provide payments representing 10% or more, but less than 20% of the cashflow supporting any class of Certificates, financial data with respect to any such credit enhancement provider as required by Item 301 of Regulation S-K will be provided, and if any credit enhancement provider is liable or contingently liable to provide payments representing 20% or more of the cashflow supporting any class of Certificates, financial statements of any such credit enhancement provider meeting the requirements of Regulation S-X will be provided.]

Application of Realized Losses.  Realized Losses on the HELOCs will have the effect of reducing amounts distributable in respect of, first, the [    ] Certificates [(both through the application of Monthly Excess Cashflow to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Distribution Date)]; second, the [    ] Certificates; third, the [    ] Certificates; and fourth, the[    ] Certificates, before reducing amounts distributable in respect of the Senior Certificates.

To the extent that Realized Losses are incurred, those Realized Losses will reduce the Pool Balance[, and thus may reduce the Overcollateralization Amount]. [As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make distributions of principal on the Offered Certificates.]

If on any Distribution Date after giving effect to all Realized Losses incurred with respect to the HELOCs during the related Collection Period and distributions of principal on such Distribution Date, there are Applied Loss Amounts, the Certificate Principal Amounts of the [    ] Certificates will be reduced in inverse order of priority of distribution. Applied Loss Amounts will be allocated in reduction of the Class Principal Amount of first, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero; second, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero; third, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero; and fourth, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero.

Holders of the[    ] Certificates will not receive any distributions in respect of Applied Loss Amounts, [except from Monthly Excess Cashflow, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below] [and the Supplemental Interest Trust Amount (if any), as described under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” below].

In the event that the Servicer or the Master Servicer recovers any Subsequent Recovery, such Subsequent Recovery will be distributed in accordance with the priorities described under “—Distributions of Principal—Principal Distribution Priorities” in this prospectus supplement and the Class Principal Amount of each class of Certificates that has previously been reduced by an Applied Loss Amount will be increased as described in the definition of “Certificate Principal Amount.” Any Subsequent Recovery that is received during a Prepayment Period will be included as a part of the Principal Remittance Amount for the related Distribution Date.

[Application of Monthly Excess Cashflow.  Any Monthly Excess Cashflow will, on each Distribution Date, be distributed in the following order of priority:

(1)

[on any Distribution Date during the Revolving Period, to the Revolving Account, the purchase price of any Additional Mortgage Assets to be purchased on such Distribution Date;]

(2)

to the [    ], [    ], and [    ] Certificates, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

(3)

to the [    ] Certificates, until the Class Principal Amount of such class has been reduced to zero;

(4)

[to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the [    ] Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Distribution Date;]

(5)

[to the [    ] Certificates, any Deferred Amount for each such class and such Distribution Date; and]

(6)

to the [Residual] Certificate, any remaining amount.

[The Residual Certificate

In addition to distributions of principal and interest, the holder of the Residual Certificate will be entitled to receive, generally, (1) the amount, if any, of any Available Distribution Amount remaining on any Distribution Date after distributions of principal and interest are made on the regular interests and on the Residual Certificate on that date and (2) the proceeds, if any, of the assets of the Trust Fund remaining after the principal amounts of the regular interests and of the Residual Certificate have been reduced to zero. It is generally not anticipated that any material assets will be remaining for distributions at that time. See “Material Federal Income Tax Considerations” herein and in the accompanying Prospectus.]

[Supplemental Interest Trust

[Interest Rate Swap Agreement.] [Description of any swap agreement to be provided.]

The Trustee will establish the Supplemental Interest Trust Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date. The Trustee will deposit into the Supplemental Interest Trust Account any Supplemental Interest Trust Amount received by the Trustee, and the Trustee will distribute from the Supplemental Interest Trust Account any Supplemental Interest Trust Amount pursuant to the priority of payments set forth under “—Application of Deposits and Payments Received by the Supplemental Interest Trust” below.

[State whether the significance percentage with respect to the Swap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Swap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the derivative counterparty provides a significance percentage of 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided.  If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

Application of Deposits and Payments Received by the Supplemental Interest Trust. The Supplemental Interest Trust Amount will, on each Distribution Date, be distributed from the Supplemental Interest Trust Account in the following order of priority:

(1)

to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

(2)

[to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the [    ] Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Distribution Date;]

(3)

to the [Residual] Certificate, any remaining amount.

Optional Purchase of the Mortgage Assets

On the Initial Optional Termination Date, the [    ], with the prior written consent of [the NIMS Insurer] [LBH] (which consent shall not be unreasonably withheld), will have the option to purchase the Mortgage Assets, any REO Property and any other property remaining in the Trust Fund for a price equal to the Purchase Price.  The Master Servicer, the Securities Administrator, the Trustee, each Servicer and each Custodian will be reimbursed from the Purchase Price for (i) any outstanding Advances, servicing advances and unpaid Servicing Fees, as applicable and (ii) any other amounts due under the Trust Agreement, the Servicing Agreement or the Custodial Agreement, as applicable. [If [    ] fails to exercise such option, the NIMS Insurer will have the right to direct [    ] to exercise such option so long as it is insuring the NIM Securities or is owed any amounts in connection with such guaranty of the NIM Securities.] If such option is exercised, the Trust Fund will be terminated. If [    ] fails to exercise such option [(either voluntarily or at the direction of the NIMS Insurer)] on the Initial Optional Termination Date, the margin of each class of Offered Certificates will be increased as described under “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments” herein.

[Mandatory Auction Call of the Certificates

[Mandatory Auction Call.] [Description of the auction procedure and any market value swap agreement to be provided.]

[On [date], the Auction Administrator will solicit bids for purchase of [all of] [the Class [   ], Class [   ] and Class [   ]] Certificates in the secondary market from dealers and institutional investors.  If bids are received for the entire amount of the Certificates subject to the mandatory auction, then the auction will have been successful and the Certificates will be sold to the highest bidders.  The prices at which the Certificates are sold through this procedure will be used as the value of the Certificates for purposes of the Market Value Swap Agreement.  If the total auction price is less than par, the Market Value Swap Counterparty will pay the shortfall.  If the total auction price is greater than par, then the Market Value Swap Counterparty will receive the excess.  If the total auction price is less than par, the original investors in the Certificates will receive the auction price plus the Market Value Swap Agreement proceeds, which together will equal par.

The mandatory auction will close if sufficient bids are received covering all of the Certificates that are subject to the mandatory auction, and if the Market Value Swap Agreement covers any shortfall from par.  If these conditions are not met, then the auction will have failed and the original investors will retain their Certificates.  If these conditions are met, then the auction will close, and the original investors will be obligated to tender their Certificates and will receive the required par purchase price.  The tender will take place through the book-entry facilities, with no action required on the part of Certificateholders.  When the mandatory auction closes and the original investors tender their Certificates and receive the par purchase price, the Certificates will remain outstanding, and continue to receive distributions in accordance with their original terms.]

[State whether the significance percentage with respect to the Market Value Swap Agreement is less than 10%, or 10% or more but less than 20%, or 20% or more.]

The Auction Administrator. [Description of auction administrator].

The Market Value Swap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Swap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided.  If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

Fees and Expenses of the Trust Fund

In consideration of their duties on behalf of the Trust Fund, the Servicer, [the Master Servicer], the Trustee, [the Securities Administrator] [and the Credit Risk Manager] will receive from the assets of the Trust Fund certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Servicer	monthly

For each Mortgage Asset, a monthly fee paid to each Servicer out of interest collections received from the related Mortgage Asset calculated on the outstanding principal balance of each Mortgage Asset [    ]% per annum for each Mortgage Asset.

Withdrawn from the related Servicing Account in respect of each Mortgage Asset serviced by that Servicer, before payment of any amounts to Certificateholders.
[Master Servicer]	monthly	[Describe Fee.]	[Describe how and when payable.]
Trustee	annually	[Describe Fee.]	[Describe how and when payable.]
[Custodian]	monthly	[Describe Fee.]	[Describe how and when payable.]
[Securities Administrator]	monthly	[Describe Fee.]	[Describe how and when payable.]
[Credit Risk Manager]	monthly	[Describe Fee.]	[Describe how and when payable.]

The Servicing Fees set forth in the table above may not be increased without amendment of the Servicing Agreement as described under “Mortgage Asset Servicing—Amendment of the Servicing Agreement” below. None of the other fees set forth in the table above may be changed without amendment of the [Trust] Agreement as described under “The Trust Agreement—Certain Matters Under the Trust Agreement—Amendment of the Trust Agreement” below.

Expenses of the Servicer, the Custodians, the Master Servicer and the Securities Administrator will be reimbursed before payments are made on the Certificates. Expenses of the [Trustee] will be reimbursed up to $[    ] annually before payments of interest and principal are made on the Certificates; any additional unpaid expenses above $[    ] in any year will be paid to the Trustee to the extent of any remaining Interest Remittance Amount after all payments of Current Interest and any Carryforward Interest on the Certificates.

Description of the Mortgage Pool

General

Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein are derived solely from the characteristics of the Mortgage Assets as of the Cut-off Date. Whenever reference is made herein to the characteristics of the Mortgage Assets or to a percentage of the Mortgage Assets, unless otherwise specified, that reference is based on the Cut-off Date Balance.

The Trust Fund will primarily consist of approximately [      ] [describe HELOCs] HELOCs, all of which have original terms to maturity from the first due date of the Scheduled Payment of not more than [  ] years, and which have a Cut-off Date Balance (after giving effect to Scheduled Payments due on such date) of approximately $[      ]. [provide statistical information for mortgage assets that are not HELOCs}

The HELOCs in the Trust Fund were originated under the Credit Line Agreements and are secured by mortgages or deeds of trust, which are primarily first and second lien mortgages or deeds of trust, on [residential properties that are primarily one- to four-family properties and also include planned unit developments and condominiums]. Approximately [     ]% of the Mortgaged Properties were owner-occupied at the time of origination.

Approximately [      ]% of the Mortgage Assets were acquired by LBH from [      ]. Underwriting guidelines of the type described under “The Originators and the Underwriting Guidelines” were applied by the Originators underwriting the Mortgage Assets. [Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the Mortgage Assets are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.] The Mortgage Assets will be acquired by the Depositor from the Seller and the Depositor will, in turn, convey such Mortgage Assets to the Trust Fund. See “The Trust Agreement—Assignment of Mortgage Assets.”

Prior to the Closing Date, some of the Mortgage Assets may be removed from the pool and other Mortgage Assets may be substituted for those Mortgage Assets removed. The Seller believes that the information in this prospectus supplement relating to the Mortgage Assets to be included in the Mortgage Pool as presently constituted is representative of the characteristics of the Mortgage Assets to be included in the Mortgage Pool as of the Closing Date, although some characteristics may vary.

In the information that follows, weighted average percentages are based upon the Cut-off Date Balance of the Mortgage Assets.

The Mortgage Pool consists of [     ] Mortgage Assets with an aggregate Cut-Off Date Balance of approximately $[     ]. As of the Cut-Off Date, the minimum Principal Balance and the maximum Principal Balance is approximately $[     ] and $[     ], respectively, the average Principal Balance was approximately $[     ], the minimum Mortgage Rate and the maximum Mortgage Rate were approximately [     ]% and [     ]% per annum, respectively, and the weighted average Mortgage Rate was approximately [     ]% per annum. As of the Cut-Off Date, the minimum remaining draw period and the maximum remaining draw period were approximately [     ] months and [     ] months, respectively, and the weighted average remaining draw period was approximately [     ] months. The average credit limit utilization rate was approximately [     ]%, the minimum credit limit utilization rate was approximately [     ]%, and the maximum credit limit utilization rate was approximately [     ]%. The credit limit utilization rate is determined by dividing the Cut-off Date Balance by the credit limit of the related Credit Line Agreement. The weighted average combined original loan-to-value ratio of the Mortgage Assets was approximately [     ]% as of the Cut-Off Date.

HELOC Terms

Substantially all of the HELOCs consist of loans originated under two different loan term options: [a 15-year HELOC or a 25-year HELOC]. [In addition, [     ] HELOC was originated under a loan term option of 30 years and [     ] HELOCs are 15-year balloon HELOCs.]

[All] of the HELOCs were originated by [     ]. The HELOCs have either a [5-year or 15-year draw period], during which the borrower may make cash withdrawals against the equity line and [substantially all] of the HELOCs have a [10-year] repayment period, during which the balance of the HELOC as of the end of the draw period is repaid. [    ] of the HELOCs has a 15-year draw period and a 15-year repayment period, during which the balance of the HELOC as of the end of the draw period is repaid, and [     ] of the HELOCs are balloon HELOCs that have a 15-year draw period after which the balance of the HELOC is immediately due and payable. Generally, the HELOC borrowers are subject to a $[     ] termination fee for loans terminated within [     ] years of origination. A borrower may access a HELOC credit line at any time during the draw period by writing a check.

[Approximately [    ]% of the HELOCs are Interest-Only HELOCs that provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of [    ] years following the [[origination of]] the related HELOC. Following the applicable interest-only period, the monthly payment with respect to the Interest-Only HELOCs will be increased to an amount sufficient to amortize the principal balance of the Interest-Only HELOC over its remaining term, and to pay interest at the related Mortgage Rate.]

Subject to applicable law, the Servicer may change the terms of a Credit Line Agreement at any time provided that such changes (i) do not adversely affect the interest of the Certificateholders or the Insurer (including, without limitation, any adverse affect to the tax status of any REMIC created by the Trust Agreement) and (ii) are consistent with prudent business practice. In addition, the Servicer, within certain limitations described in the Servicing Agreement, may increase the credit limit of the HELOC serviced by the Servicer.

[Approximately [    ] (or [    ]%) of the HELOCs are Fixed Rate HELOCs and approximately [    ] (or [    ]%) of the HELOCs are Adjustable Rate HELOCs, as described in more detail under “Adjustable Rate HELOCs” below. Interest on the HELOCs accrues on the basis of a 360-day year consisting of twelve 30-day months.]

[Approximately [    ] (or [    ]%) of the HELOCs are First Lien HELOCs and approximately [    ] (or [    ]%) are Second Lien HELOCs or deeds of trust or similar security instruments on Mortgaged Property consisting of residential properties including [indicate types of properties].]

Pursuant to its terms, each HELOC [, other than a loan secured by a condominium unit,] is required to be covered by a standard hazard insurance policy in an amount generally equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property. Generally, a cooperative housing corporation or a condominium association is responsible for maintaining hazard insurance covering the entire building. See “Description of Mortgage and Other Insurance—Hazard Insurance on the Loans” in the prospectus.

All of the HELOCs are fully amortizing.

As of the Cut-off Date, [    ] of the HELOCs in the Trust Fund will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

[None of the HELOCs are subject to negative amortization.]

[As of the Cut-off Date, approximately [    ]% of the HELOCs were less than 30 days delinquent in payment and approximately [    ]% of the HELOCs were at least 30 but less than 60 days delinquent.]

Historical Delinquency Information

The following tables set forth the historical delinquency experience of the HELOCs:

[Table to be provided showing historical delinquency]

[Adjustable Rate HELOCs

Approximately[    ]% and [    ]% of the Adjustable Rate HELOCs are [Six-Month LIBOR] HELOCs and [    ] HELOCs, respectively. There will be corresponding adjustments to the monthly payment amount for each Adjustable Rate HELOC on the related Adjustment Date; provided that the first such adjustment for approximately [    ]% of the Adjustable Rate HELOCs will occur after an initial period of approximately [    ] years following origination and in the case of approximately [    ]% of the Adjustable Rate HELOCs, approximately [    ] years following origination.

On each Adjustment Date for an Adjustable Rate HELOC, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8%, of the applicable Index and the Gross Margin, provided that the Mortgage Rate on each such Adjustable Rate HELOC will not increase or decrease by more than the related Periodic Cap on any related Adjustment Date and will not exceed the related Maximum Rate or be less than the related Minimum Rate. The Mortgage Rate generally will not increase or decrease on the first Adjustment Date by more than the Initial Cap; the Initial Caps range from [    ]% to [    ]% for all of the Adjustable Rate HELOCs. Effective with the first monthly payment due on each Adjustable Rate HELOC after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related HELOC over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the Mortgage Rate on each such Adjustable Rate HELOC, as adjusted on any related Adjustment Date, may be less than the sum of the applicable Index and the related Gross Margin, rounded as described herein. See “—The Indices” below.

The Adjustable Rate HELOCs generally do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.]

[provide similar statistical information for Mortgage Assets that are not HELOCs.]

[The Indices

The Index used in the determination of the Mortgage Rates of the Mortgage Assets will be [                      ], as published by [             ].  See “The Trust Funds—The Mortgage Loans—General” in the prospectus.]

[Participation Interests in Mortgage Assets

General

[   ] Mortgage Assets, with an aggregate principal balance as of the Cut-off Date of approximately $[           ] (representing approximately [   ]% of the Mortgage Assets) are represented by Participation Interests.

[Terms of the Participation Agreements

The Issuing Entity will own the entitlement to the related Mortgage Assets under the related Participation Agreement, and the entitlement to the remaining interest and principal payments on the related Mortgage Asset will not be owned by the Issuing Entity.  Under the related Participation Agreement, the Servicer services the related Mortgage Asset on behalf of all of the respective owners, and the mortgage file for each Mortgage Asset will be held by a single custodian or trustee on behalf of all of the respective owners.  Under the related Participation Agreement, the Servicer is obligated to service the related Mortgage Asset in accordance with accepted servicing practices for that mortgage asset type as described herein under “Mortgage Asset Servicing.”  All collections received as to that Mortgage Asset will be promptly remitted to the respective owners of the participation interests.  The Servicer will not make advances for delinquent scheduled payments.]]

The terms of each Participation Agreement are as follows:

[Table to be provided showing balances, interest rates, expected maturities, servicer and the Issuing Entity’s ownership percentage under each Participation Agreement.]

[The offering documents for each Participation Agreement are provided as Annex [C] to this Prospectus Supplement.]

The HELOCs

The HELOCs are expected to have the approximate characteristics as of the Cut-off Date as set forth in Annex A to this prospectus supplement. The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the tables in Annex A may not equal the totals due to rounding.

Prior to the issuance of the Certificates, HELOCs may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

As of the Closing Date, approximately [    ]% and [    ]% of the Pool 1 HELOCs will be serviced by [    ] and [    ], respectively.

No more than approximately [    ]% of the Pool 1 HELOCs are secured by Mortgaged Properties located in any one zip code area.

[Conveyance of Subsequent Mortgage Assets

On the Closing Date, approximately $[     ], which represents [         ]% of the Mortgage Pool, will be deposited by the Trustee into an eligible account.  During the period from the Closing Date to [     ], the Depositor is expected to purchase from time to time Subsequent Mortgage Assets from the Seller and, in turn, sell all such Subsequent Mortgage Assets to the Trust Fund for inclusion in the Mortgage Pool.  The purchase price for each Subsequent Mortgage Asset will equal its Scheduled Principal Balance as of the date of origination (reduced by principal payments due or paid prior to the purchase date, if any) and will be paid by the Trustee from the related Pre-Funding Amount.

The mortgage assets expected to be conveyed as the Subsequent Mortgage Assets by the Seller will have the same general characteristics as the Mortgage Assets in the Trust Fund as of the Cut-off Date.

Pursuant to the Trust Agreement, the conveyance of subsequent Mortgage Assets to the Trust Fund may be made on any Business Day during the Pre-Funding Period, subject to certain conditions in the Transfer and Servicing Agreement being satisfied, including, among others, that:

(1)

[The Subsequent Mortgage Assets conveyed on the subsequent transfer date must satisfy the same representations and warranties applicable to the Initial Mortgage Assets set forth in the Mortgage Asset Purchase Agreement, which representations and warranties have been confirmed by the Rating Agencies;

(2)

The Subsequent Mortgage Assets conveyed on the subsequent transfer date are selected in a manner reasonably believed not to be adverse to the interests of the Certificateholders;

(3)

The Trustee receives an officer’s certificate confirming the satisfaction of each condition precedent and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Subsequent Mortgage Assets in the forms substantially similar to those delivered on the Closing Date;

(4)

The conveyance of the Subsequent Mortgage Assets on the subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the Certificates;

(5)

No Subsequent Mortgage Asset conveyed on the subsequent transfer date may be more than one payment delinquent in payment;

(6)

Each Subsequent Mortgage Asset will have been underwritten substantially in accordance with the Originator’s underwriting guidelines;

(7)

No Subsequent Mortgage Asset may have a remaining term to maturity exceeding [     ] months;

(8)

No Subsequent Mortgage Asset may have a Loan-to-Value Ratio greater than [125]%;

(9)

The weighted average Mortgage Rate for all the Mortgage Assets at the end of the Pre-Funding Period must not be more than 100 basis points lower than the weighted average Mortgage Rate of the Initial Mortgage Assets;

(10)

Following the conveyance of the Subsequent Mortgage Assets on the subsequent transfer date, the characteristics of the Mortgage Assets the Pool will remain substantially similar to the characteristics of the Initial Mortgage Assets in the Pool as of the Cut-off Date; and

(11)

An independent accountant must provide the Depositor, the Rating Agencies, the Trustee and the Underwriters with a letter stating that the characteristics of the Subsequent Mortgage Assets conform to the characteristics described above and in the Trust Agreement.]

If the Trust Fund does not apply the full Pre-Funding Amount towards the purchase of Subsequent Mortgage Assets prior to the end of the Pre-Funding Period, then such remaining proceeds in the Pre-Funding Account will be paid as a principal prepayment to the related Certificateholders on the [     ] Distribution Date.

On the Closing Date, the Trustee will also establish a Capitalized Interest Account which will be funded by an initial deposit made by the Depositor on the Closing Date of approximately $[     ], which represents approximately [     ]% of the total principal balance of the Mortgage Pool as of the Cut-off Date.  Amounts in the Capitalized Interest Account will be applied by the Trustee during the Pre-Funding Period to pay interest on that portion of the Certificates supported by the Pre-Funding Amount.  At the end of the Pre-Funding Period, any remaining funds in the Capitalized Interest Account will be paid to the Depositor and the account will be terminated.]

[Acquisition by the Trustee of Additional Mortgage Assets

On the first Distribution Date and until [          ], the Depositor may direct the [Trustee][Securities Administrator] to apply all or a portion of the distributions that would otherwise be made to Certificateholders in respect of [interest] [principal] [excess interest] to purchase Additional Mortgage Assets from the Depositor for inclusion in the Trust Fund of the same general character as the Mortgage Assets included in the Trust Fund on the Closing Date.  If the Depositor so directs, the Trustee will deposit all or a portion of the amount of [interest] [principal] payable on the Mortgage Assets [and excess interest] that would otherwise be made to Certificateholders into the Revolving Account, and will apply deposits in the Revolving Account to fund the purchase of Additional Mortgage Assets, provided certain other conditions are satisfied at the time of purchase.

Funds on deposit in the Revolving Account may only be applied to acquire Additional Mortgage Assets for the Pool on the Distribution Date on which such funds were deposited therein. If any amounts in the Revolving Account are not used to purchase Additional Mortgage Assets on the any Distribution Date, such amounts will be added to the [Interest Remittance Amount] [Principal Remittance Amount] [Monthly Excess Cashflow] for such Distribution Date and will be distributed to Certificateholders.

The purchase price for each Additional Mortgage Asset will equal its principal balance as of the date of origination (reduced by principal payments due or paid prior to the purchase date, if any), and the aggregate purchase price of all Additional Mortgage Assets purchased by the Trust Fund during the Revolving Period may not exceed $[       ].  Additional Mortgage Assets will have the same general characteristics as the Mortgage Assets transferred to the Trust Fund on the Closing Date.

Pursuant to the Trust Agreement, the conveyance of Additional Mortgage Assets to the Trustee may be made on any Business Day during the Revolving Period, subject to certain conditions set forth in the Trust Agreement being satisfied, including, among others that:

(1)

The Additional Mortgage Assets at the time of conveyance to the Trust Fund must satisfy the representations and warranties set forth in the Sale and Assignment Agreement, which representations and warranties have been confirmed by the Rating Agencies;

(2)

The Additional Mortgage Assets are selected in a manner reasonably believed not to be adverse to the interests of the Certificateholders;

(3)

[The Trustee receives an officer’s certificate confirming the satisfaction of each condition precedent specified in the Trust Agreement and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Additional Mortgage Assets in the forms substantially similar to those delivered on the Closing Date;]

(4)

The conveyance of the Additional Mortgage Assets will not result in a reduction or withdrawal of any ratings assigned to the Offered Certificates;

(5)

[No Additional Mortgage Asset may be more than one monthly payment delinquent in payment at the time of conveyance to the Trust Fund];

(6)

Each Additional Mortgage Assets will have been underwritten substantially in accordance with the applicable Originator’s underwriting guidelines;

(7)

No Additional Mortgage Assets may have a remaining term to maturity exceeding [     ] months;

(8)

[No Additional Mortgage Asset may have a Loan-to-Value Ratio greater than [100]%;]

(9)

The weighted average Mortgage Rate for all the Mortgage Assets at the end of the Revolving Period must not be more than [100] basis points lower than the weighted average Mortgage Rate of the Mortgage Assets as of the Cut-off Date;

(10)

Following the conveyance of the Additional Mortgage Assets on a subsequent transfer date, the weighted average characteristics of the Mortgage Assets in the Pool will remain substantially similar to the characteristics of the Mortgage Assets in the Pool as of the Cut-off Date; and

(11)

[An independent accountant must provide the Depositor, the applicable rating agencies rating the Certificates, the Trustee and the Underwriter(s) at [applicable interval] with a letter stating that the characteristics of the Additional Mortgage Assets conform to the characteristics described above and in the Trust Agreement.]

[Additional transfer requirements and termination triggers to be described, as applicable.]

Static Pool Information

Static pool information with respect to the Sponsor’s prior securitized pools formed during the period from [specify date] to [specify date], presented by pool, is available online at [Internet address].  Access to this web address is unrestricted and free of charge.  Information available at this web address is deemed to be part of this prospectus supplement, except to the extent provided under “Static Pool Information” in the accompanying prospectus.  [Add reference to any third-party static pool information as applicable.]

Legal Proceedings

[Describe briefly any legal proceedings pending against the Sponsor, Depositor, Trustee, Issuing Entity, any Servicer (including any other entity involved in the servicing function, such any Master Servicer or Securities Administrator), any Originator or any other party contemplated by Item 1100(d)(1) of Regulation AB, or of which any property of the foregoing is the subject, that is material to Certificateholders.  Include similar information as to any such proceedings known to be contemplated by governmental authorities.]

Affiliations

[Describe whether, and how, the Sponsor, Depositor and/or Issuing Entity is an affiliate of any of the following parties as well as, to the extent known and material, whether, and how, any of the following parties are affiliates of any of the other following parties: any Servicer or any other entity involved in the servicing function, including any Master Servicer and/or Securities Administrator; the Trustee; any Originator; any significant obligor contemplated by Item 1112 of Regulation AB; any enhancement or support provider contemplated by Items 1114 or 1115 of Regulation AB; or any other material parties related to the asset-backed securities contemplated by Item 1100(d)(1) of Regulation AB.]

[Describe whether there is and if so, the general character of, any business relationship or arrangement that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the establishment of the Trust Fund and the issuance of the Certificates, between any of the parties listed in the preceding paragraph, or any affiliates of such parties, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the Certificates.]

[Describe, to the extent material, any specific relationships involving or relating to the Certificates or the Mortgage Pool, including the material terms and approximate dollar amount involved, between any of the parties listed in the first paragraph of this section, or any affiliates of such parties, that currently exists or that existed during the past two years.]

Additional Information

The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date.  A Current Report on Form 8-K will be filed, together with the Trust Agreement and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Assets are removed from or added to the Trust Fund, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

In addition, within 135 days from the initial delivery of this prospectus supplement, Static Pool information for any series of Securities will be posted online at [    ].com.  The static pool data will be updated each month thereafter to reflect the current composition of the pool information. See “Static Pool Data” in the prospectus.

Pursuant to the Trust Agreement, [    ] will prepare a monthly statement to Certificateholders containing the information described under “The Trust Agreement—Reports to Certificateholders.” [    ] may make available each month, to any interested party, the monthly statement to Certificateholders via the[    ]’s website, located at [    ].

Underwriting Guidelines

Approximately [    ]% and [    ]% of the Mortgage Assets were originated by [    ] and [    ], in accordance with the [    ] Underwriting Guidelines and the [    ] Underwriting Guidelines, respectively. [Identifying information and percentages to be provided for originators which originated 10% or more of the Mortgage Assets or any mortgage pool.] The remainder of the Mortgage Assets were originated by other Originators in accordance with Underwriting Guidelines generally comparable to the General Underwriting Guidelines described below under “General Underwriting Guidelines.” Such General Underwriting Guidelines differ among the Originators in various areas. The following is a general summary of [    ] and the [    ] Underwriting Guidelines, and [    ] and the [    ] Underwriting Guidelines, and also the General Underwriting Guidelines believed by the Depositor to be generally applied, with some variation, by each other Originator.

[Originator Name]

[A description of Originator(s)’ form of organization for Originator(s) which contributed 20% or more of the asset pool to be provided.]

 [    ] Underwriting Guidelines

[Description of the Underwriting Guidelines of the above Originator to be provided.]

General Underwriting Guidelines

[General description of Underwriting Guidelines applied by Originators which contributed to less than 20% or more of Mortgage Assets or of any mortgage pool to be provided.]

[The Master Servicer]

[Description of any Master Servicer, including its name, duties and responsibilities, to be provided.]

[Description of allocation of servicing responsibilities to be provided.]

The Servicer

General

On the Closing Date, [    ] [and various other Servicers] will service approximately [    ]% and [    ]%, respectively, of the Mortgage Assets (by Cut-off Date Balance). [Identifying information and percentages to be provided for servicers which will service, as of the Cut-off Date, 10% or more of the mortgage assets or of any mortgage pool.]

[Servicer Name]

[Provide Regulation-AB compliant description of each Servicer which services 20% or more of the mortgage assets or of any mortgage pool, including the following.]

[Servicer form of incorporation, duration of servicing experience and general discussion of Servicer’s experience in servicing assets of any type as well as a more detailed discussion of Servicer’s experience in, and procedures for the servicing function in the current transaction to be provided.]

[Description of any material changes to Servicer’s policies or procedures in the servicing function the Servicer will perform in the current transaction for assets of the same type included in the current transaction for the past three years to be provided.]

[Information regarding Servicer’s financial condition to be provided to the extent that there is a material risk to the performance of the assets in the Mortgage Pool or the Certificates.]

[Description of the material terms of the related Servicing Agreement to be provided.]

[For a description of the material terms of collection of funds and the related Servicing Account, see “Mortgage Asset Servicing—Servicing Accounts and the Collection Account” in this prospectus supplement.]

[Description of any special or unique factors to be provided to the extent material in servicing the particular type of assets included in the current transaction.]

[Description of the terms of any arrangements to be provided to the extent material whereby Servicer is required or permitted to provide advances of funds regarding collections, cashflows or distributions.]  [If material, provide statistical information of servicer advances on the Mortgage Assets and the Servicer’s overall servicing portfolio for the past three years.]

[Description of the Servicer’s process for handling delinquencies, losses, bankruptcies and recoveries to be provided to the extent material.]

[Description of any ability of Servicer to waive or modify any terms, fees, penalties or payments on the assets and the effect of any such ability, if material, on the potential cashflows from the assets to be provided to the extent material.]

[Description of any material custodial responsibility of Servicer.]

[Description of any limitations on Servicer’s liability under the transaction agreements.]

[For a description of the material terms of any removal, replacement, resignation of Servicer or transfer of servicing provisions, see “Mortgage Asset Servicing” in this prospectus supplement.]

Administration of the Trust Fund

Servicing and Administrative Responsibilities

The Servicer, [the Master Servicer], [the Securities Administrator], the Trustee and the Custodians will have the following responsibilities with respect to the Trust Fund:

Party:	Responsibilities:
Servicer	Performing the servicing functions with respect to the Mortgage Assets and the Mortgaged Properties in accordance with the provisions of the Servicing Agreement, including, but not limited to:

•

collecting monthly remittances of principal and interest on the Mortgage Assets from the related borrowers, depositing such amounts in the Servicing Account, and delivering all amounts on deposit in the Servicing Account to the [Master Servicer] for deposit in the Collection Account on the Servicer Remittance Date;

•

collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

• making Advances with respect to delinquent payments of principal and interest on the Mortgage Assets;

•

paying customary costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property or (b) taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property;

• providing borrowers with all checks, drafts or other documentation necessary to draw on credit lines;
• providing monthly loan-level reports to the [Master Servicer];
• maintaining certain insurance policies relating to the Mortgage Asset; and
• initiating foreclosure proceedings.
See “The Servicer” and “Mortgage Asset Servicing” below.
[Master Servicer	Performing the master servicing functions in accordance with the provisions of the Trust Agreement and the Servicing Agreement, including but not limited to:
• monitoring the Servicer’s performance and enforcing the Servicer’s obligations under the related Servicing Agreement;

•

collecting monthly remittances from the Servicer for deposit in the Collection Account on the Servicer Remittance Date and delivering all amounts on deposit in the Collection Account to the Securities Administrator for deposit in the Securities Administration Account on the Master Servicer Remittance Date;

• gathering the monthly loan-level reports delivered by the Servicer and providing a comprehensive loan-level report to the [Securities Administrator][Trustee] with respect to the Mortgage Assets;
• upon the termination of the Servicer, appointing a successor servicer, and until a successor servicer is appointed, acting as successor servicer; and
• upon the failure of the Servicer to make Advances with respect to a Mortgage Asset, making those Advances to the extent provided in the Trust Agreement.
See “The Master Servicer” and “Mortgage Asset Servicing” below.]
[Securities Administrator	Performing the securities administration functions in accordance with the provisions of the Trust Agreement, including but not limited to:

•

collecting monthly remittances from the [Master] Servicer for deposit in the Securities Administration Account and delivering all amounts on deposit in the Securities Administration Account to the Trustee for deposit in the Certificate Account on the Deposit Date;

•

preparing and distributing investor reports, including the monthly distribution date statement to Certificateholders based on information received from the [Master] Servicer [and the Swap Counterparty];

• preparing and filing annual federal and (if required) state tax returns on behalf of the Trust Fund;
• preparing and filing periodic reports with the Commission on behalf of the Trust Fund with respect to the Certificates; and
• until a successor master servicer is appointed, acting as successor master servicer in the event the Master Servicer resigns or is removed by the Trustee.
See “The Trust Agreement—The Securities Administrator” and “—Reports to Certificateholders” below.]
Trustee	Performing the trustee functions in accordance with the provisions of the Trust Agreement, including but not limited to:

•

receiving monthly remittances from the [Servicer][Master Servicer][Securities Administrator] for deposit in the Certificate Account and, based solely on the information contained in the investor reports, distributing all amounts on deposit in the Certificate Account to the Certificateholders;

• [depositing any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty into the Supplemental Interest Trust Account;]
• [distributing amounts on deposit in the Supplemental Interest Trust Account to the Certificateholders and the [Swap] Counterparty];
• preparing and distributing annual investor reports summarizing aggregate distributions to Certificateholders necessary to enable Certificateholders to prepare their tax returns;
• enforcing the obligations of each of the [Master] Servicer and the [Securities Administrator] under the Trust Agreement; and

•

acting as successor [securities administrator][master servicer] in the event the [Securities Administrator][Master Servicer] resigns or is removed by the Trustee unless a successor [securities administrator][master servicer] is appointed.

See “The Trust Agreement—The Trustee,” “—Certain Matters Under the Trust Agreement—Duties of the Trustee” and “—Reports to Certificateholders” below.
Custodians	Performing the custodial functions in accordance with the provisions of the custodial agreements, including but not limited to:
• holding and maintaining the Mortgage Asset documents related to the Mortgage Assets in a fireproof facility intended for the safekeeping of Mortgage Asset files on behalf of the Trustee.
See “Mortgage Asset Servicing—Custody of the Mortgage Files” below.

Trust Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Assets will, at all times before distribution thereof to the Certificateholders [or the Swap Counterparty], be invested in the Trust Accounts, which are accounts established in the name of the Trustee. Funds on deposit in the Trust Accounts may generally be invested by the party responsible for such Trust Account in Eligible Investments, as described under “The Agreements—Investment of Funds” in the prospectus. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:
Servicing Account	Servicer	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders.
Collection Account	[Master Servicer]	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders.
[Securities Administration Account]	[Securities Administrator]	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders.
Certificate Account	Trustee	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders.
[Basis Risk Reserve Fund]	Trustee	[describe how investment earnings are applied.]
[Supplemental Interest Trust Account]	Trustee	[describe how investment earnings are applied.]
[Reserve Account]	Servicer	Any investment earnings will be paid to [ ] and will not be available for distribution to Certificateholders.

If funds deposited in the [    ] Account, the [    ] Account or the [    ] Account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds, without any right of reimbursement therefor.

Example of Distributions

The following sets forth an example of collection of payments from borrowers on the Mortgage Assets, transfer of amounts among the Trust Accounts and distributions on the Certificates for the Distribution Date in September 2005:

[ ] through [ ]	Collection Period:

Payments due during the related Collection Period ([    ] through [    ]) from borrowers will be deposited in the Servicer’s Servicing Account as received and will include scheduled principal payments due during the related Collection Period and interest accrued on the ending scheduled balance from the prior Collection Period.

[ ] through [ ]	Prepayment Period:

Principal prepayments received by the Servicer during the related Prepayment Period ([    ] through [    ]) will be deposited into such Servicer’s Servicing Account for remittance to the [    ] on the Servicer Remittance Date.

[month and day]	Servicer Remittance Date:

The Servicer will remit collections and recoveries in respect of the Mortgage Assets to the [    ] for deposit into the Collection Account on or prior to the [    ] day of each month (or if the 1[    ] day is not a Business Day, the [    ] Business Day), as specified in the Servicing Agreement.

[month and day]	[Master Servicer Remittance Date:]

[    ] Business Days immediately before the Distribution Date, the Master Servicer will remit to the [Securities Administrator][Trustee] amounts on deposit in the Collection Account for deposit into the [    ] Account, including any Advances made by the Servicer [or the Master Servicer] for that Distribution Date.

[month and day]	Record Date:	Distributions will be made to Certificateholders of record for all classes as of the Business Day [ ] the related Distribution Date.
[month and day]	Deposit Date:	On [ ], the [Securities Administrator][Master Servicer] will remit to the Trustee amounts on deposit in the [ ] Account for deposit into the Certificate Account.
[month and day]	Distribution Date:

On the [    ] day of each month (or if the [    ] day is not a Business Day, the next Business Day), the Trustee will make distributions to Certificateholders from amounts on deposit in the Certificate Account and the [Supplemental Interest Trust Account].

Succeeding months follow the same pattern.

Mortgage Asset Servicing

General

The Servicer will have primary responsibility for servicing the Mortgage Assets as described under “Administration of the Trust Fund—Servicing Responsibilities” above. Each of the Trustee, the Master Servicer [and the NIMS Insurer] are either parties or third party beneficiaries under the Servicing Agreement and can enforce the rights of the Seller thereunder. See “Servicing of Loans” in the prospectus.

Under the Servicing Agreement, the [Master Servicer][Trustee] has the authority to terminate the Servicer for certain events of default which indicate that either the Servicer is not performing, or is unable to perform, its duties and obligations under the related Servicing Agreement. If the [Master Servicer][Trustee] terminates the Servicer, the [Master Servicer][Trustee] will be required to appoint a successor servicer as provided in the Trust Agreement. Notwithstanding anything to the contrary in the prospectus, the [Master Servicer][Trustee] will not be ultimately responsible for the performance of the servicing activities by the Servicer, except as described under “—Advances” below.

In addition, under the Servicing Agreement, the Seller has the right to terminate the Servicer, without cause, upon [    ] notice, subject to certain conditions set forth in the Servicing Agreement, including payment of unreimbursed or unpaid Advances, servicing advances, Servicing Fees and applicable expenses of the Servicer in connection with the transfer of the Mortgage Assets to a successor servicer, [and payment of a termination fee which shall be payable by the Seller from its own funds and not reimbursable from the Trust Fund]. Any such termination without cause requires the consent of the Master Servicer, the Trustee [and the NIMS Insurer] and receipt of confirmation from the Rating Agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then current ratings of any of the Certificates. The Seller, with the prior written consent of the Master Servicer [and NIMS Insurer], may also terminate the Servicer if losses or delinquencies on the Mortgage Assets exceed certain trigger levels specified in the Servicing Agreement. No termination fee is paid to the terminated Servicer under such special termination events, but the Servicer will be reimbursed for unpaid Advances, servicing advances and Servicing Fees.

Any successor servicer must be qualified to service Mortgage Assets for Freddie Mac or Fannie Mae and must have a net worth of not less than $25,000,000.

Servicing Accounts and the Collection Account

The Servicer will establish and maintain a segregated Servicing Account in the name of the Trustee into which the Servicer will deposit payments on account of interest and principal for the related Mortgage Assets, less its Servicing Fee, as described under “Servicing of Loans—Deposits to and Withdrawal from the Collection Account” and “—Servicing Accounts” in the prospectus.  On the Servicer Remittance Date, the Servicer will remit the amounts on deposit in its Servicing Account to the [Master Servicer][Trustee] for deposit into the [    ] Account, which is maintained by [    ]. The Servicer and [    ] are entitled to reimburse themselves from the related Servicing Account or [    ] Account, as applicable, for any Advances made and expenses incurred, as described below under “—Servicing Compensation and Payment of Expenses” and “—Advances.” The Servicing Accounts and the [    ] Account will consist solely of amounts relating to the Mortgage Assets, and amounts on deposit therein will not be commingled with any other funds not related to the Trust Fund.

Servicing Compensation and Payment of Expenses

[As compensation for master servicing, the Master Servicer is entitled to the compensation described under “Fees and Expenses of the Trust Fund.”]

The Servicer will be paid the applicable Servicing Fee for each Mortgage Asset serviced by it and any successor to the Servicer will in all cases receive a fee in an amount equal to, but not greater than, the applicable Servicing Fee. As additional servicing compensation, the Servicer is entitled to retain [    ].

The Servicing Fees are subject to reduction as described below under “Prepayment Interest Shortfalls”. See “Servicing of Loans—Servicing Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by [the Master Servicer and] the Servicer. The [Master Servicer and] the Servicer will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders. See “Servicing of Loans—Collection Procedures; Escrow Accounts” and “—Servicing Compensation and Payment of Expenses” in the prospectus.

Waiver or Modification of Mortgage Asset Terms

The Servicer may waive, modify or vary any term of any Mortgage Asset or consent to the postponement of strict compliance with any term of any Mortgage Asset so long as that waiver, modification or postponement is not materially adverse to the Trust Fund; provided, however, that unless the Servicer has received the prior written consent of the [Master Servicer] [Trustee] (and in certain cases, the NIMS Insurer), the Servicer may not permit any modification for any Mortgage Asset that would change the Mortgage Rate, increase the amount of the credit line, terminate a dormant Mortgage Asset, reduce the credit line, eliminate the ability to make future drafts on the credit line, defer or forgive the payment of principal or interest, reduce or increase the outstanding Scheduled Principal Balance (except for actual payments of principal) or change the final maturity date on that Mortgage Asset.  In the event of any such modification that permits the deferral of interest or principal payments on any Mortgage Asset, the Servicer must make an Advance. However, the Servicer may not make or permit any modification, waiver or amendment of any term of any Mortgage Asset that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax.

Prepayment Interest Shortfalls

When a borrower prepays a Mortgage Asset in full or in part between Scheduled Payment dates, the borrower pays interest on the amount prepaid only from the last Scheduled Payment date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. Any Prepayment Interest Shortfall is generally required to be paid by the Servicer, but only to the extent that such amount is not offset by Prepayment Interest Excess, if any, and does not exceed the total of the Servicing Fees on the Mortgage Assets serviced by it for the applicable Distribution Date. The [Master Servicer] [Trustee] is not required to fund any Prepayment Interest Shortfall required to be funded but not funded by the Servicer or a successor servicer as discussed herein.

Advances

The Servicer will generally be obligated to make Advances and servicing advances to the extent that such Advances or servicing advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Mortgage Asset. The [Master Servicer] [Trustee] will be obligated to make any required Advance if the Servicer fails in its obligation to do so, to the extent provided in the Trust Agreement. The [Master Servicer] [Trustee] and the Servicer, as applicable, will be entitled to recover any Advances or servicing advances made by it with respect to a Mortgage Asset out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient or if such Servicer believes such Advances or servicing advances will not be recoverable, from collections on other Mortgage Assets. Such reimbursements may result in Realized Losses.

The purpose of making these Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the monthly payments on Mortgage Assets due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a Relief Act Reduction. No party which makes an Advance is entitled to interest on those Advances.

Collection of Taxes, Assessments and Similar Items

The Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Assets, and will make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

The [Master Servicer] [Trustee] and the Servicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

The Servicing Agreement will provide that the Servicer will certify to the Depositor, the Trustee [and the Master Servicer] that all information prepared by it and provided to the[Master Servicer] [Trustee] relating to the Mortgage Assets serviced by the Servicer is accurate and complete in all material respects as of the last day of the period covered by that report and that generally the Servicer is in compliance with its obligations to report to the Master Servicer and is in compliance with its obligations under the Servicing Agreement. [The Trust Agreement will provide that each year the Master Servicer will certify to the [Securities Administrator][Trustee] that for the prior calendar year, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under the Trust Agreement in all material respects throughout that year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to the Master Servicer and the nature and status thereof, and the Master Servicer has received from the Servicer an annual certificate of compliance and a copy of that Servicer’s annual audit report, in each case to the extent required under the Servicing Agreement, or, if any such certificate or report has not been received by the Master Servicer, the Master Servicer is using its best reasonable efforts to obtain such certificate or report.]

[The Trust Agreement will also provide that each year during which the Master Servicer directly services any of the Mortgage Assets, as servicer, a firm of independent accountants will furnish a statement to the Trustee and the NIMS Insurer to the effect that such firm has examined certain documents and records relating to the servicing of mortgage assets similar to the Mortgage Assets by the Master Servicer acceptable to the NIMS Insurer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Trust Agreement, except for (1) exceptions as the firm believes to be immaterial and (2) any other exceptions set forth in such statement.]

[Master Servicer Default;] Servicer Default

[If the Master Servicer is in default in its obligations under the Trust Agreement, the Trustee may, and must if directed to do so by the NIMS Insurer or by Certificateholders having more than 50% of the Voting Rights applicable to each class of Certificates affected thereby, terminate the Master Servicer. In such event, the Securities Administrator, pursuant to the terms of the Trust Agreement, will either assume the duties of Master Servicer or the Trustee will appoint a successor master servicer in accordance with the standards set forth in the Trust Agreement.]

If the Servicer is in default in its obligations under the Servicing Agreement, the [Master Servicer] [Trustee] may, at its option, terminate the defaulting Servicer and either appoint a successor servicer in accordance with the applicable Servicing Agreement and the Trust Agreement, or succeed to the responsibilities of the terminated Servicer.

Amendment of the Servicing Agreement

The Servicing Agreement may generally be amended, without notice to or consent of the Certificateholders, with the written consent of [the Master Servicer,] the Seller, the Servicer and the Trustee; provided, that the party requesting such amendment must, at its own expense, provide the Trustee, [the Master Servicer] and the Seller with an opinion of independent counsel that the amendment will not materially adversely affect the interest of the Certificateholders [or holders of the NIM Securities]. Any amendment pursuant to the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Certificates.

Custody of the Mortgage Files

The Servicer will generally not have responsibility for custody of the Mortgage Asset documents described under “The Trust Agreement—Assignment of Mortgage Assets” below. These documents are generally required to be delivered to the applicable Custodian. Each Custodian will hold the related Mortgage Asset documents on behalf of the Trustee pursuant to a Custodial Agreement between that Custodian and the Trustee. The Mortgage Asset documents related to a Mortgage Asset will be held together in an individual file separate from other mortgage asset files held by that Custodian. Each Custodian will maintain the Mortgage Asset documents in a fireproof facility intended for the safekeeping of mortgage asset files. The Custodian will be paid the fees as described under “Fees and Expenses of the Trust Fund” herein.

[Optional Purchase of Defaulted Mortgage Assets

Subject to certain limitations set forth in the Servicing Agreement, the [    ] will have the right, but not the obligation, to purchase for its own account any Distressed Mortgage Asset for a purchase price equal to the outstanding principal balance of such Mortgage Asset, plus accrued interest thereon to the date of repurchase, plus any unreimbursed Advances, servicing advances or unpaid Servicing Fees allocable to the Distressed Mortgage Asset. The [    ] is prohibited from using any procedure in selecting Distressed Mortgage Assets to be repurchased which would be materially adverse to Certificateholders. Any such repurchase shall be accomplished by remittance to the [Master Servicer] [Trustee] of the purchase price for the Distressed Mortgage Asset for deposit into the Collection Account.]

[Special Servicer for Distressed Mortgage Assets

The Seller, with the consent of the Master Servicer and the NIMS Insurer, has the option under the Servicing Agreement to transfer any Mortgage Asset which becomes a Distressed Mortgage Asset for servicing by a special servicer selected by the Seller. Any special servicing fee paid to a special servicer will not exceed the related Servicing Fee Rate. The NIMS Insurer, in lieu of providing its consent, may purchase any Distressed Mortgage Asset precluding a transfer of a Distressed Mortgage Asset to a special servicer, as described above.]

[Pledge of Servicing Rights

The Servicing Agreement permits the Servicer to obtain financing by means of a pledge and assignment of their rights to reimbursement for outstanding Advances and other rights under the Servicing Agreement to one or more lenders. To the extent provided under any such financing arrangement, upon default by the Servicer, the lender may appoint a successor servicer; provided, such successor servicer meets all existing requirements for appointment of a successor servicer under the related Servicing Agreement and the Trust Agreement. See “—General” above.]

The Trust Agreement

General

The Certificates will be issued pursuant to the Trust Agreement. [The NIMS Insurer will be a third party beneficiary to the Trust Agreement and as such will have certain rights under the Trust Agreement for so long as the NIM Securities are outstanding or the NIMS Insurer is owed any amounts in connection with its guaranty of the NIM Securities.] Reference is made to the prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Trust Agreement and the Offered Certificates.

Offered Certificates in certificated form will be transferable at the Corporate Trust Office of the Trustee, which will serve as certificate registrar and paying agent. The [    ] will provide to a prospective or actual Certificateholder, without charge, upon written request, an electronic copy (without exhibits) of the Trust Agreement, upon request to [    ].

The Issuing Entity

On the Closing Date, and until the termination of the Trust Fund pursuant to the Trust Agreement, [    ] will be a common law trust formed under the laws of the State of New York. The Issuing Entity will be created under the Trust Agreement by the Depositor and its assets will consist of the Trust Fund. On the Closing Date, the Sponsor will make an initial deposit of $1,000 into the [Basis Risk Reserve Fund] on behalf of the Issuing Entity. The Issuing Entity will not have any liabilities as of the Closing Date, other than as provided in the Trust Agreement. The fiscal year end of the Issuing Entity will be December 31 of each year.

[On the Closing Date, the Supplemental Interest Trust will be created under the Trust Agreement by the Depositor, and its assets will consist of the [Swap] Agreement and such assets as from time to time deposited in the Supplemental Interest Trust Account. The Supplemental Interest Trust will be a common law trust formed under the laws of the State of New York. On the Closing Date, the Sponsor will make an initial deposit of $1,000 into the Supplemental Interest Trust Account on behalf of the Supplemental Interest Trust. All assets of the Supplemental Interest Trust are payable under the Trust Agreement to the Trust Fund. See “Description of the Certificates—Supplemental Interest Trust.”]

The Issuing Entity will not have any employees, officers or directors. The Trustee, the Depositor, [the Securities Administrator,] [the Master Servicer,] the Servicer and the Custodians will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Trust Agreement, the Sale and Assignment Agreement, the Servicing Agreement and the Custodial Agreements. See “The Master Servicer,” “The Servicer,” “Mortgage Asset Servicing” and “The Trust Agreement.”

The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically provided in the Trust Agreement. Under the Trust Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Trust Agreement, borrow money on behalf of the Trust Fund or make loans from the assets of the Trust Fund to any person or entity, without the amendment of the Trust Agreement by Certificateholders and the other parties thereto as described under “—Certain Matters Under the Trust Agreement—Amendment of the Trust Agreement.”

If the assets of the Trust Fund are insufficient to pay the Certificateholders all principal and interest owed, holders of some or all classes of Certificateholders will not receive all of their expected payments of interest and principal and will suffer a loss. The risk of loss to holders of Subordinate Certificates is greater than to holders of Senior Certificates. See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement and Other Support” in this prospectus supplement. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of a bankruptcy of the Sponsor, the Depositor or any Originator, it is not anticipated that the Trust Fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

The Trustee

The Trustee will be [    ], a [    ].  [The Trustee has acted as trustee for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the Mortgage Assets during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Trustee performed [    ].]

The Trustee’s functions, duties and responsibilities are described under “—Certain Matters Under the Trust Agreement—Duties of the Trustee” below. As compensation for its services, the Trustee will be paid [    ], as set forth under “Fees and Expenses of the Trust Fund.”

For a description of the limitations on the Trustee’s liability and any indemnification provisions that entitle the Trustee to be indemnified from the cashflow that otherwise would be used to pay the Certificates, see “—Certain Matters Under the Trust Agreement—Duties of the Trustee” below.

[If multiple trustees are involved in transaction, state each trustee’s name and form of organization. A description of each trustee’s functions, duties, responsibilities, limitations on liability and indemnification provisions to be provided as applicable.]

[The Securities Administrator

The Securities Administrator will be [    ], a [    ].  [The Securities Administrator has acted as securities administrator for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the Mortgage Assets during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Securities Administrator performed [    ].]

The Securities Administrator will be responsible under the Trust Agreement for [    ] and [    ]. The Securities Administrator will prepare the distribution date statements and [    ]. The Securities Administrator will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information. The Securities Administrator is entitled to the compensation described under “Fees and Expenses of the Trust Fund.”]

Assignment of Mortgage Assets

The Mortgage Assets will be assigned by the Depositor to the Trustee, together with all principal and interest received with respect to such Mortgage Assets and the Credit Line Agreements, mortgages and other related documents, on and after the Cut-off Date (other than Scheduled Payments due on that date). The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the Trust Agreement which will specify with respect to each Mortgage Asset, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date, the Servicer and the Custodian of the mortgage file.

As to each Mortgage Asset, the documents described in the prospectus under “The Agreements—Assignment of Primary Assets” are generally required to be delivered to the applicable Custodian on behalf of the Trustee in accordance with the Trust Agreement.  [Describe any exceptions.]

Each transfer of the Mortgage Assets from the Seller to the Depositor and from the Depositor to the Trustee will be intended to be a sale of the Mortgage Assets and will be reflected as such in the Sale and Assignment Agreement and the Trust Agreement, respectively. However, in the event of insolvency of either the Seller or the Depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the Mortgage Assets by the insolvent party as a financing secured by a pledge of the Mortgage Assets. In the event that a court were to recharacterize the sale of the Mortgage Assets by either the Seller or the Depositor as a financing, each of the Depositor, as transferee of the Mortgage Assets from the Seller, and the Trustee will have a security interest in the Mortgage Assets transferred to it. The Trustee’s security interest will be perfected by delivery of the mortgage notes to the applicable Custodian on behalf of the Trustee.

Representations and Warranties

The Mortgage Assets were [purchased pursuant to various Sale Agreements by the Seller directly from the Transferor] [are originated by [affiliates of] LBH].

[Pursuant to the terms of the Sale Agreement, the Transferor has made to the Seller, as direct purchaser or assignee, as of the Sale Date certain representations and warranties concerning the Transferred Mortgage Assets that generally include representations and warranties similar to those summarized in the prospectus under the heading “Loan Underwriting Procedures and Standards—Representations and Warranties.” The Seller’s rights under the Sale Agreement will be assigned by the Seller to the Depositor pursuant to the Sale and Assignment Agreement and, in turn, assigned by the Depositor to the Trustee for the benefit of holders of the Certificates pursuant to the Trust Agreement.]

In addition to the representations and warranties summarized in the prospectus under the heading “Loan Underwriting Procedures and Standards—Representations and Warranties,” the Transferor has also made the following representations and warranties: [List any Mortgage Asset representations and warranties which are material and are not listed in the prospectus.]

Within the period of time specified in the Trust Agreement following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the Mortgage Asset, or receipt of notice of such breach, the applicable Transferor or the Seller will be obligated either to (1) cure such breach, (2) repurchase the affected Mortgage Asset from the Trust Fund for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus any costs and damages incurred by the trust fund in connection with any violation of any anti-predatory or anti-abusive lending laws or (3) in the circumstances described in the prospectus under “The Agreements—Repurchase and Substitution of Non-Conforming Loans,” substitute a Qualifying Substitute Mortgage Asset.

[In addition, pursuant to the Sale and Assignment Agreement, with respect to any Transferred Mortgage Assets, the Seller will make to the Depositor (and the Depositor will assign to the Trustee for the benefit of holders of the Certificates) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the Mortgage Assets between the applicable Sale Date and the Closing Date.  In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by the applicable Transferor as described above, the Seller will be obligated in the same manner as the Transferor to cure such breach or repurchase the affected Mortgage Asset from the Trust Fund, as described above. However, the Seller will have no obligation to cure a breach or repurchase or replace a Transferred Mortgage Asset if the relevant breach constitutes a breach of a representation or warranty made by the related Transferor under the related Sale Agreement and such Transferor fails to fulfill its obligations. Notwithstanding the foregoing, the Seller will represent in the Sale and Assignment Agreement with respect to any Transferred Mortgage Assets in the event of a breach of those representations set forth in clauses ([    ]) and ([    ]) of the immediately preceding paragraph, the Seller will be directly obligated to cure such breach or repurchase or replace the affected Mortgage Asset.]

To the extent that any Mortgage Asset as to which a representation or warranty has been breached is not repurchased or replaced by the applicable Transferor or the Seller and a Realized Loss occurs with respect to that Mortgage Asset, holders of the Certificates, in particular the [    ] Certificates, may incur a loss.

Certain Matters Under the Trust Agreement

Duties of the Trustee.  The Trustee will serve as paying agent and certificate registrar. The Trustee will make payments to Certificateholders based solely on the Distribution Date statements prepared by the [Master Servicer] [Securities Administrator]. The Trustee will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information.

The Trustee will be required to perform only those duties specifically required of it under the Trust Agreement unless an Event of Default has occurred, in which case the Trustee may take such additional actions as described below under “—Events of Default under the Trust Agreement.” Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they are in the form required by the Trust Agreement; however, the Trustee will not be responsible for the accuracy or content of any documents furnished to the Trustee by the [    ] or any other party.

The Trustee will not have any liability arising out of or in connection with the Trust Agreement, except that the Trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in an Event of Default, and the Trustee will not be deemed to have notice of any Event of Default unless an officer of the Trustee has actual knowledge of the Event of Default or written notice of an Event of Default is received by the Trustee at its Corporate Trust Office. See “—Events of Default under the Trust Agreement” below. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

The Trustee will have no duties under the Trust Agreement with respect to any claim or notice it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Asset under the Trust Agreement; however, the Trustee will remit to [    ] any claim or notice it may receive which is delivered to the Corporate Trust Office and which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property. None of the provisions in the Trust Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the [Master] Servicer. The Trustee will not be responsible for any act or omission of the [Master Servicer,] [the Securities Administrator,] the Depositor or any other party.

The Trustee will not be responsible for (a) any recording or filing of any agreement or of any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing which may have been made, or the validity, priority, perfection or sufficiency of the security for the Certificates, (b) the payment of any insurance related to the Certificates or the Mortgage Assets or (c) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund, other than from funds available in any Trust Account. The Trustee is not responsible for the validity of the Trust Agreement, the Swap Agreement or the Certificates or the validity, priority, perfection or sufficiency of the security for the Certificates.

Events of Default Under the Trust Agreement.  An Event of Default under the Trust Agreement will generally consist of:

•

[list events of default under the Trust Agreement]

So long as an Event of Default remains unremedied under the Trust Agreement, the Trustee may terminate the Master Servicer, whereupon [    ], unless a successor master servicer is appointed, will succeed to all responsibilities, duties and liabilities of the Master Servicer under the Trust Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable Servicing Fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Trust Agreement. In the event that [    ] is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor Master Servicer.

During the continuance of an Event of Default under the Trust Agreement, the Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders, and Certificateholders evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the Trustee. Also, the Trustee may decline to follow the direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

No Certificateholder, solely by virtue of that holder’s status as a Certificateholder, will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless that Certificateholder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby have made a written request upon the Trustee to institute a proceeding in its own name as Trustee thereunder, and have offered to the Trustee reasonable indemnity, and the Trustee for the number of days specified in the Trust Agreement has neglected or refused to institute such a proceeding.

Expenses and Indemnities of the Trustee.  The Trustee will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with the Trust Agreement, except for expenses, disbursements and advances incurred by the Trustee in the routine administration of its duties under the Trust Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The Trustee will also be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the Trust Agreement or in connection with the performance of its duties under the Trust Agreement, the Swap Agreement, the Sale and Assignment Agreement, any Sale Agreement, any Servicing Agreement or any Custodial Agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the Trust Agreement.

The Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from the Interest Remittance Amount and Principal Remittance Amount, prior to distribution of any amounts to Certificateholders, provided that such reimbursable amounts will not exceed $[    ] in the aggregate per year from the Closing Date to the first anniversary of the Closing Date and each for each subsequent anniversary year thereafter. The Trustee will be entitled to reimbursement for its expenses and indemnification amounts in excess of $[    ] in each anniversary year from the aggregate of any Interest Remittance Amount remaining after application of any Current Interest and Carryforward Interest and [    ], as described under “Description of the Certificates—Distributions of Interest—Interest Distribution Priorities.”

Resignation of Trustee.  The Trustee may, upon written notice to the Depositor, the Master Servicer [and the Securities Administrator], resign at any time, in which event the Depositor will appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after the Trustee’s notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

The Trustee may be removed at any time by the Depositor if (a) the Trustee ceases to be eligible to continue to act as trustee under the Trust Agreement, (b) the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee is appointed, (c) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located or (d) the continued use of the Trustee would result in a downgrading of the rating by any Rating Agency of any Class of Certificates. In addition, the Trustee may be removed at any time by holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates upon 30 days’ written notice to the Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee, whereupon the predecessor trustee will mail notice of the succession of the successor trustee to all Certificateholders; the expenses of the mailing are to be borne by the predecessor trustee. The predecessor trustee will be required to assign to the successor trustee its interest under all Mortgage Asset files, and will be required to assign and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect that transfer. In addition, the Master Servicer and the predecessor trustee will be required to execute and deliver such other instruments and do such other things as may reasonably be required to vest in the successor trustee all such rights, powers, duties and obligations.

Amendment of the Trust Agreement.  The Trust Agreement may be amended by the parties to the Trust Agreement, without notice to or consent of the Certificateholders:

(1)

to cure any ambiguity;

(2)

to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

(3)

to add any other provisions with respect to matters or questions arising under the Trust Agreement; or

(4)

to comply with any requirements imposed by the Code;

provided, that (a) no such amendment may adversely affect the status of any REMIC and (b) any amendment under clause (3) above must not adversely affect in any material respect the interests of any Certificateholders. Any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Certificates.

The Trust Agreement may also be amended by the parties to the Trust Agreement with the consent of the Certificateholders of not less than 66% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no amendment may reduce the amount or delay the timing of payments on any Certificate without the consent of the holder of such Certificate, or reduce the percentage required to consent to the amendment, without the consent of Certificateholders of 100% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected by the amendment.

Reports to Certificateholders

The [Securities Administrator][Master Servicer] will prepare and, in the manner described under “Additional Information” above, will make available to each Certificateholder on each Distribution Date, or as soon thereafter as is practicable, a report setting forth the following information (on the basis of Mortgage Asset level information obtained from the Servicer):

[(1)

the aggregate amount of the distribution to be made on that Distribution Date to each class of Certificates, to the extent applicable, allocable to principal on the Mortgage Assets, including Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled and unscheduled principal payments;]

[(2)

the aggregate amount of the distribution to be made on that Distribution Date to each class of Certificates allocable to interest and the calculation thereof;]

[(3)

the amount, if any, of any distribution to the [    ] Certificates;]

[(4)

(A) the aggregate amount of any Advances required to be made by or on behalf of a Servicer (or the Master Servicer) with respect to that Distribution Date, (B) the aggregate amount of such Advances actually made, and (C) the amount, if any, by which (A) above exceeds (B) above;]

[(5)

by Mortgage Pool and in the aggregate, the total number of HELOCs and the aggregate Scheduled Principal Balance of all the Mortgage Assets as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under item (1) above;]

[(6)

the Class Principal Amount of each class of Certificates, to the extent applicable, as of that Distribution Date after giving effect to payments allocated to principal reported under item (1) above, separately identifying any reduction of any of the foregoing Certificate Principal Amounts due to Applied Loss Amounts;]

[(7)

the amount of any Prepayment Premiums distributed to the Class P Certificates;]

[(8)

by Mortgage Pool and in the aggregate, the amount of any Realized Losses incurred with respect to the Mortgage Assets (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date;]

[(9)

the amount of the Servicing Fees, [Credit Risk Manager’s Fees,] [other fees] and [primary mortgage insurance premiums] paid during the Collection Period to which that distribution relates;]

[(10)

the number and aggregate Scheduled Principal Balance of Mortgage Assets, as reported to the Securities Administrator by the Master Servicer, (a) remaining outstanding, (b) delinquent 30 to 59 days, (c) delinquent 60 to 89 days, (d) delinquent 90 or more days, (e) as to which foreclosure proceedings have been commenced, all as of the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs, (f) in bankruptcy and (g) that are REO Properties;]

[(11)

the aggregate Scheduled Principal Balance of any Mortgage Assets in any Mortgage Pool with respect to which the related Mortgaged Property became a REO Property as of the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs;]

[(12)

with respect to substitution of Mortgage Assets in the preceding calendar month, the Scheduled Principal Balance of each Deleted Loan, and of each Qualifying Substitute Mortgage Asset;]

[(13)

the aggregate outstanding Carryforward Interest, Net Prepayment Interest Shortfalls, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each class of Certificates, after giving effect to the distribution made on that Distribution Date;]

[(14)

the Interest Rate applicable to that Distribution Date with respect to each class of Certificates;]

[(15)

with respect to [each] Mortgage Pool, the Interest Remittance Amount and the Principal Remittance Amount applicable to that Distribution Date;]

[(16)

if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Certificate Account and the amounts actually distributed);]

[(17)

the amount of any Overcollateralization Deficiency after giving effect to the distributions made on that Distribution Date;]

[(18)

[the aggregate amount of any insurance claim payments received with respect to any LPMI Policy during the related Collection Period;]

[(19)

the level of LIBOR and any other applicable Indices for that Distribution Date;] and

[(20)

the amount of any Net Swap Payment to the Supplemental Interest Trust, any Net Swap Payment to the Swap Counterparty, any Swap Termination Payment to the Supplemental Interest Trust and any Swap Termination Payment to the Swap Counterparty.]

[If applicable, list contents of any other reports to Certificateholders.]

In addition, within 90 days after the end of each calendar year, the Trustee will prepare and make available to any person who at any time during the calendar year was a Certificateholder of record, a report summarizing the items provided to the Certificateholders pursuant to items ([    ]) and ([    ]) above on an annual basis as may be required to enable those Certificateholders to prepare their federal income tax returns. Such information shall also include the amount of OID accrued on each class of Certificates and information regarding the expenses of the Trust Fund furnished by the Master Servicer to the Trustee. The [Securities Administrator][Master Servicer] will provide the Trustee with such information as is necessary for the Trustee to prepare such reports (and the Trustee may rely solely upon such information).

Voting Rights

At all times [    ]% of all voting rights will be allocated among the holders of the [    ] Certificates as provided below. The portion of such voting rights allocated to the [    ] Certificates will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate principal balance of the Mortgage Assets. The remainder of such percentage portion of voting rights will be allocated to the [    ] Certificates. The holders of the [    ] Certificates will each be allocated [    ]% of the voting rights. The voting rights allocation to any class of Certificates will be allocated among all holders of each such class in proportion to the outstanding Certificate Principal Amount or Percentage Interest of such Certificates.

Yield, Prepayment and Weighted Average Life

General

The yields to maturity on the Offered Certificates will be affected by the rate of principal payments on the Mortgage Assets (including prepayments, which may include amounts received by virtue of repurchase, condemnation, insurance or foreclosure), the extent to which Mortgage Assets bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Assets with lower rates, the amount and timing of mortgagor delinquencies and defaults resulting in Realized Losses, the purchase price for the Certificates and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. In general, if prevailing interest rates fall below the interest rates on the Mortgage Assets, the Mortgage Assets are likely to be subject to a higher rate of prepayment than if prevailing rates remain at or above the interest rates on the Mortgage Assets. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Assets, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Assets include changes in borrowers’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Assets may generally be prepaid at any time without penalty and generally have due-on-sale clauses.

The rate of principal payments on the Mortgage Assets will be affected by the amortization schedules of the Mortgage Assets, the rate and timing of prepayments thereon by the mortgagors, liquidations of defaulted Mortgage Assets and repurchases of Mortgage Assets due to certain breaches of representations and warranties or defective documentation. The weighted average remaining term to maturity of the Mortgage Assets is approximately [     ] months; seasoning may influence the performance of the Mortgage Assets. The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Assets may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Since the rate and timing of principal payments on the Mortgage Assets will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under “Yield, Prepayment and Maturity Considerations”), no assurance can be given as to the actual rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the related Mortgage Assets, the greater the effect on an investor’s yield to maturity. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

[The yields to investors on the [Class [    ]] Certificates may be adversely affected by the Trust Fund’s acquisition of Additional Mortgage Assets, which will reduce the amount and timing of [principal][interest][excess interest] distributions on these Certificates.]

Prepayments, liquidations and repurchases of the Mortgage Assets will result in distributions to holders of the Offered Certificates of principal amounts that would otherwise be distributed over the remaining terms of the Mortgage Assets. The rate of defaults on the Mortgage Assets will also affect the rate and timing of principal payments on the Mortgage Assets. In general, defaults on Mortgage Assets are expected to occur with greater frequency in their early years.

[As described herein, approximately [     ]% of the Mortgage Assets do not provide for monthly payments of principal for the first [    ] years following origination. Instead, only monthly payments of interest are due during that period. Other considerations aside, because of these characteristics, borrowers may be disinclined to prepay the loans during the [    ] year period. In addition, because no principal is due on the loans for their initial [    ] year period, the Certificates will amortize at a slower rate during that period than would otherwise be the case. Thereafter, when the monthly payments on the loans are recalculated on the basis of a twenty year, level payment amortization schedule as described herein, principal payments on the Certificates are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the underlying loans were calculated on the basis of a [    ] year amortization schedule. The Mortgage Assets were generally originated (or modified) with Mortgage Rates for their first [    ] years below the rate that would have resulted if based on the Index and related Gross Margin. The Mortgage Assets may experience lower rates of prepayment during the period that the loans bear interest at the lower Mortgage Rates. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Mortgage Assets.]

The Certificate Interest Rate for the [    ] Certificates at any time will be capped at a rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Assets. To the extent that Mortgage Assets bearing relatively high Mortgage Rates experience a more rapid rate of prepayment than Mortgage Assets with relatively low rates, the Certificate Interest Rate for the [    ] Certificates will be reduced, and this reduction could be substantial.

If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Assets, the actual yield to maturity may be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Assets, the actual yield to maturity may be lower than that so calculated.

The yields on the Offered Certificates may be adversely affected by Net Prepayment Interest Shortfalls on the Mortgage Assets. The yields on the Offered Certificates may also be adversely affected by reductions in the Mortgage Rates under the Relief Act or similar state or local laws.

The effective yields to holders of the [    ] Certificates will be lower than the yields otherwise produced by the Certificate Interest Rate and the related purchase price because monthly distributions will not be made to the holders until the [    ] day (or the immediately following Business Day if the [    ] day is not a Business Day) of the month following the month in which interest accrues on the Certificate (without any additional distribution of interest or earnings thereon in respect of any delay.

[Subordination of the Class [      ] Certificates

On each Distribution Date, the holders of any higher ranking Class of Certificates will have a preferential right to receive amounts of interest and principal due to them on that Distribution Date before any distributions are made on any Class of Certificates subordinate to that Class. As a result, the yields to maturity and the aggregate amount of distributions on the Class [     ] Certificates will be more sensitive than the yields of higher ranking Certificates to the rate of delinquencies and defaults on the Mortgage Assets.

As more fully described herein, the principal portion of Realized Losses (other than Excess Losses) on the Mortgage Assets will be allocated first to the lower ranking Classes of Subordinate Certificates, then to the Class [    ] Certificates, then to the Class [    ] Certificates, and then to the Class [    ] Certificates, in that order, until the Class Certificate Principal Amount of each Class has been reduced to zero, before any Realized Losses will be allocated to the Senior Certificates. The interest portion of Realized Losses (other than Excess Losses) will reduce the amount available for distribution on the related Distribution Date to the lowest ranking Class or Classes of Certificates outstanding on that date.]

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Assets is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest applied in reduction of the Certificate Principal Amounts of the Offered Certificates.

Prepayments on Mortgage Assets are commonly measured relative to a [       ] prepayment standard or model. The model used in this prospectus supplement for the Mortgage Assets (“[       ]”) is [       ], which represents [       ].

[       ] does not purport to be either a historical description of the prepayment experience of the Mortgage Assets or a prediction of the anticipated rate of prepayment of any Mortgage Assets, including the Mortgage Assets to be included in the Trust Fund.

The tables set forth on Annex B-2 to this prospectus supplement were prepared based on the following modeling assumptions:

[Detailed list of all modeling assumptions to be provided.]

The actual characteristics and the performance of the Mortgage Assets will differ from the assumptions used in constructing the tables set forth on Annex B-2 hereto, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Assets will prepay at a constant rate until maturity, that all of the Mortgage Assets will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Assets. Moreover, the diverse remaining terms to maturity and Mortgage Rates of the Mortgage Assets could produce slower or faster principal distributions than indicated in the tables at the various percentages of [       ] specified, even if the weighted average remaining terms to maturity and the weighted average Mortgage Rates of the Mortgage Assets are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Assets, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the [    ] Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of [       ].

Subject to the foregoing discussion and assumptions, the tables set forth on Annex B-2 hereto indicate the weighted average lives of the [    ] Certificates and set forth the percentages of the initial Class Principal Amounts of the [    ] Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of [       ].

The weighted average life of a [    ] Certificate is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the [    ] Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

Material Federal Income Tax Considerations

General

[An election will be made to treat the Trust Fund as a REMIC for federal income tax purposes. In the opinion of [McKee Nelson LLP] [Dechert LLP] [Heller Ehrman LLP], assuming compliance with all provisions of the Trust Agreement, for federal income tax purposes the Trust Fund will qualify as one or more REMICs pursuant to Section 860D of the Code, the Offered Certificates other than the Class R Certificate will be considered to be “regular interests” in a REMIC within the meaning of the Code, and the Class R Certificate will be considered to be the sole class of “residual interest” in each REMIC within the meaning of the Code. See “Material Federal Income Tax Considerations” in the Prospectus.

Although the matter is not free from doubt, the Depositor intends to report stated interest on the Offered Certificates as “qualified stated interest.”

The Offered Certificates may be issued with original issue discount for federal income tax purposes. See “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments” in the Prospectus. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be a rate equal to [   ]% [   ]. No representation is made that the HELOCs will prepay at these rates or at any other rates. Original issue discount must be included in income as it accrues on a constant yield method, regardless or whether a holder receives concurrently the cash attributable to original issue discount.

[Residual Certificates

Special tax considerations apply to an investment in Residual Certificates. In certain circumstances, the method of taxation of Residual Certificates can produce a significantly less favorable after-tax return for beneficial owners of Residual Certificates than would be the case if (1) Residual Certificates were taxable as debt instruments or (2) no portion of the taxable income on a Residual Certificate in each period were treated as “excess inclusion” income.  See “Material Federal Income Tax Considerations — REMIC Residual Certificates” in the Prospectus.

Residual Certificates may not be transferred, sold, pledged or otherwise assigned unless, prior to the transfer, the proposed transferee delivers to the Trustee an affidavit certifying that the transferee is not a Disqualified Organization and is not purchasing a Residual Certificate on behalf of a Disqualified Organization and certifying as to any matters as may be necessary to verify that no significant purpose of the transfer is to impede the assessment or collection of tax, including the ability of the transferee to pay applicable taxes. In addition, Residual Certificates may not be held by a nominee. Each proposed transferee must also sign a transferee letter which, in the case of a transfer to or from a Foreign Person, generally would require furnishing evidence that the transfer would be respected for federal income tax purposes.]

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Considerations” in the Prospectus.]

Legal Investment Considerations

[The Offered Certificates will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Offered Certificates.]

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors are encouraged to consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by them.  See “Legal Investment Considerations” in the Prospectus.

Use of Proceeds

The net proceeds from the sale of the Offered Certificates will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Mortgage Assets [and the repayment of any financing][and the funding of the Pre-Funding Amount]. The Mortgage Assets will be acquired by the Depositor from the Seller in a privately negotiated transaction.

ERISA Considerations

A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code should carefully review with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See “ERISA Considerations” in the accompanying Prospectus.

Underwriting

Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter(s), the Depositor has agreed to sell to the Underwriter(s), and the Underwriter(s) [has/have] agreed to purchase from the Depositor, all of the Offered Certificates [as expressed as a portion of Class Principal Amount or Class Notional Amount, as applicable, as set forth below].

[The allocation among the Underwriter(s) to be provided.]

The distribution of the Offered Certificates by the Underwriter(s) will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter(s) may effect the transactions by selling the Certificates to or through dealers, and the dealers may receive from the Underwriter(s), for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter(s) and any dealers that participate with the Underwriter(s) in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Act. The Underwriting Agreement provides that the Depositor will indemnify the Underwriter(s) against certain civil liabilities, including liabilities under the Act.

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[    ].

[         ] has entered into an agreement with the Depositor to purchase the Class [     ] Certificates simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

Lehman Brothers Inc. is an affiliate of the Depositor, [the Seller,] [one of the Servicers] [and the Master Servicer].

Legal Matters

Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter by [McKee Nelson LLP, Washington, D.C.] [Dechert LLP, New York, New York] [Heller Ehrman LLP, Seattle, Washington].

Ratings

It is a condition to the issuance of the Offered Certificates that they have the applicable rating or ratings by [    ], [    ] and [    ] indicated under “Initial Certificate Ratings” in the table on page S-1.

The ratings of “AAA” and “Aaa” are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Offered Certificates of distributions in the amount of scheduled payments on the Mortgage Assets. The rating takes into consideration the characteristics of the Mortgage Assets and the structural and legal aspects associated with the Offered Certificates. The ratings do not take into consideration any of the tax aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments.

[The ratings do not address the likelihood that any Basis Risk Shortfall or Unpaid Basis Risk Shortfall will be paid to Certificateholders.]

There will be no arrangements to have the ratings monitored while the Certificates are outstanding.

The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than those described above; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies described above.

Glossary of Defined Terms

80+ LTV Loans	First Lien Mortgage Assets having original Loan-to-Value Ratios in excess of 80%.
Accrual Period	For each class of [ ] and each Distribution Date, the period beginning on [ ] and ending on [ ].
[Additional Mortgage Assets	Any additional mortgage assets to be added to the Trust Fund during the Revolving Period, as described under “Acquisition by the Trustee of Additional Mortgage Assets.”]
Adjustable Rate Mortgage Assets

Mortgage Assets for which the related mortgage note provides for adjustment of the applicable Mortgage Rate, as described under [“Description of the Mortgage Pool—Adjustable Rate Mortgage Assets” and “—The Indices.”]

Adjustment Date	With regard to the Adjustable Rate Mortgage Assets, each date on which the related Mortgage Rate is adjusted in accordance with the terms of the related mortgage note.
Advance

An advance of funds which [     ] is generally obligated to make with respect to delinquent payments of principal and interest on the Mortgage Assets (other than Balloon Payments), based on an interest rate adjusted to the related Mortgage Rate less the related Servicing Fee Rate.

Applied Loss Amount

For any Distribution Date, after giving effect to all Realized Losses incurred with respect to the Mortgage Assets during the related Collection Period and distributions of principal on such Distribution Date, the amount by which the [    ] exceeds [     ].

Balloon Loans

Any Mortgage Asset that provides for (1) equal monthly Scheduled Payments that will not reduce the Scheduled Principal Balance of the Mortgage Asset to zero at its maturity date and (2) a larger monthly payment due at its maturity date equal to the unpaid Scheduled Principal Balance of that Mortgage Asset, with interest thereon.

Balloon Payments	Final payments on Balloon Loans due on their maturity dates that are significantly larger than other monthly payments.
Basis Risk Payment

For any Distribution Date, the sum of (1) any Basis Risk Shortfall for such Distribution Date, (2) any Unpaid Basis Risk Shortfall for such Distribution Date and (3) any Required Reserve Fund Amount (as specified in the Trust Agreement) for such Distribution Date.

Basis Risk Reserve Fund	A reserve fund into which any amount of [ ] is deposited in order to pay Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls.
Basis Risk Shortfall

For each Distribution Date and any class of [     ], the amount, if any, by which the amount calculated under the applicable Interest Rate formula exceeds the amount calculated under the applicable Net Funds Cap for such class.

BBA	The British Bankers’ Association.
Beneficial Owner	Any person acquiring an interest in a Book-Entry Certificate.
Book-Entry Certificates	The Certificates, other than any Definitive Certificate.
Business Day	Generally any day other than a Saturday or Sunday or a day on which banks in [ ] are closed.
Cap Contract	A limited recourse notional principal contract.
Carryforward Interest	For any class of [ ] and any Distribution Date, the sum of [ ].
Certificate Account	A certificate account maintained by [ ]on behalf of the Certificateholders.
Certificate Principal Amount

For any [     ] as of any Distribution Date, its initial Certificate Principal Amount as of the Closing Date, as reduced by all amounts previously distributed on that Certificate in respect of principal prior to such Distribution Date.

Certificateholder	Any person acquiring a beneficial ownership interest in any Certificate.
Certificates	The [ ].
Class Principal Amount	For any class of [ ], the aggregate of the Certificate Principal Amounts of all certificates of that class.
Clearstream Luxembourg	Clearstream Banking Luxembourg.
Clearstream Luxembourg Participants	Participating organizations that utilize the services of Clearstream Luxembourg.
Closing Date	[ ]
Code	The Internal Revenue Code of 1986, as amended.
Collection Account	The collection account maintained by the Master Servicer established in the name of the Trustee and for the benefit of the Certificateholders.
Collection Period

For any Distribution Date, the [      ] period beginning on the [      ] day of the [      ] month immediately preceding the month in which such Distribution Date occurs and ending on the [      ] day of the month in which such Distribution Date occurs.

Combined Loan-to-Value Ratio

For any Mortgage Asset at any date of determination, the ratio of the credit limit of such Mortgage Asset at the date of determination, plus the principal balance of each Mortgage Asset senior thereto based upon the most recent information available to the Seller, to (a) the appraised value of the Mortgaged Property, or (b) in the case of a Mortgaged Property purchased within one year of origination of such Mortgage Asset, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale.

Compensating Interest

For any applicable Distribution Date and prepayments in full or in part, the amount required to be paid by [     ] in respect of any resulting Prepayment Interest Shortfalls up to an amount equal to the aggregate of the Servicing Fees received on the Mortgage Assets serviced by it.

Credit Line Agreement	With respect to any Mortgage Asset, the related home equity line of credit agreement and promissory note executed by the related borrower and any amendment or modification thereof.
Credit Scores

Statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower’s credit worthiness. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage asset. Furthermore, Credit Scores were not developed specifically for use in connection with origination of mortgage assets, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage asset characteristics on the probability of repayment by the borrower. The Credit Scores set forth in the tables in Annex A were obtained at either the time of origination of the related Mortgage Asset or more recently. Neither the Depositor nor [any of] the Originator[s] makes any representations or warranties as to the actual performance of any Mortgage Asset or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Asset according to its terms.

Current Interest	For any class of [ ] and any Distribution Date, the aggregate amount of interest accrued at the applicable Interest Rate during the [ ].
Custodial Agreements	The custodial agreements, each between [ ] and [ ].
Custodians	On the Closing Date [ ], each in [its] capacity as a custodian, or any successor thereto.
Cut-off Date	[ ]
Cut-off Date Balance	The Scheduled Principal Balances of the Mortgage Assets as of the Cut-off Date.
Deferred Amount	For each Distribution Date and for each class [ ], the amount by which [ ].
Definitive Certificate	A physical certificate representing any Certificate.
Deposit Date	The Business Day immediately preceding each Distribution Date.
Designated Telerate Page

The Moneyline Telerate Service page 3750, or such other page as may replace page 3750, or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars.

Distressed Mortgage Asset	Any Mortgage Asset which becomes more than [90] days delinquent or for which [ ] has accepted a deed in lieu of foreclosure.
Distribution Date	[ ]
DTC	The Depository Trust Company.
ERISA	The Employee Retirement Income Security Act of 1974, as amended.
ERISA Restricted Offered Certificate	An Offered Certificate which does not have a rating of BBB- or above or Baa3 or above at the time of its acquisition by a Plan.
Euroclear	The Euroclear System.
Euroclear Participants	Participating organizations that utilize the services of Euroclear.
First Lien Mortgage Assets	Mortgage Assets secured by mortgages or deeds of trust or similar security instruments creating a first lien on the related Mortgaged Property.
Fixed Rate Mortgage Assets	Mortgage Assets for which the related mortgage note provides for a fixed Mortgage Rate for the entire amortization term of those Mortgage Assets.
Global Securities	The globally offered Certificates.
Gross Margin	For Adjustable Rate Mortgage Assets, the interest rate margin specified in the related mortgage note.
HELOCs	The home equity lines of credit included in the Trust Fund as of the Closing Date.
Index	The index applicable to any Adjustable Rate Mortgage Asset, based on [Six-Month LIBOR] or [One-Year CMT].
Initial Cap

For any Adjustable Rate Mortgage Asset, a fixed percentage specified in the related mortgage note beyond which the related Mortgage Rate generally will not increase or decrease on the first Adjustment Date.

Insurance Proceeds	Any amounts paid by an insurer under any standard hazard insurance policy, flood insurance policy or any other insurance policy relating to the Mortgage Assets or related Mortgaged Properties.
Interest Rate	[ ]
Interest Remittance Amount	For any Distribution Date and any Mortgage Pool, an amount equal to [ ].
Interest-Only Mortgage Assets

Mortgage Assets that provide for payment of interest at the related Mortgage Rate, but no payment of principal, for the period specified in the related mortgage note following the origination of the related Mortgage Asset.

IRS	The Internal Revenue Service.
Issuing Entity	[ ]
LIBOR	The London Interbank Offered Rate.
LIBOR Business Day	Any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.
LIBOR Determination Date	The [ ] LIBOR Business Day preceding the commencement of each Accrual Period.
Liquidated Mortgage Asset

In general, a defaulted Mortgage Asset as to which [     ] has determined that all amounts that it expects to recover in respect of such Mortgage Asset have been recovered (exclusive of any possibility of a deficiency judgment).

Loan-to-Value Ratio

For any Mortgage Asset at any date of determination, the ratio of the credit limit of such Mortgage Asset at the date of determination, to (a) the appraised value of the Mortgaged Property, or (b) in the case of a Mortgaged Property purchased within one year of origination of such Mortgage Asset, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale.

Maximum Interest Rate	[ ]
Maximum Rate	For any Mortgage Asset, the rate specified in the related mortgage note which the related Mortgage Rate will never exceed.
Minimum Rate	For any Mortgage Asset, the rate specified in the related mortgage note which the related Mortgage Rate will never be less than.
Monthly Excess Cashflow	For any Distribution Date, [ ].
Monthly Excess Interest	Any remaining Interest Remittance Amounts from [ ].
Mortgage Assets	The HELOCs and [list any other mortgage assets to be included] included in the Trust Fund as of the Closing Date.
Mortgage Pool	[ ]
Mortgage Rate	For any Mortgage Asset, its applicable interest rate as determined in the related mortgage note as reduced by any application of the Relief Act.
Mortgaged Property	The real property securing a Mortgage Asset.
Net Funds Cap	For each Distribution Date , an annual rate equal to [ ].
Net Liquidation Proceeds

All amounts, net of (1) unreimbursed expenses and (2) unreimbursed Advances and servicing advances, received and retained in connection with the liquidation of defaulted Mortgage Assets, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure.

Offered Certificates	The [ ].
OID	Original issue discount.
One-Month LIBOR	The average of the interbank offered rates for one-month U.S. dollar deposits in the London market.
One-Year CMT

The weekly average yield on United States treasury security adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15(519) and most recently available as of the date 45 days before the related Adjustment Date.

Originators	The originators of the Mortgage Assets.
Optimal Interest Remittance Amount	For each Distribution Date, the product of [ ].
Participant	Participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.
Participation Interests

A participation interest in certain Mortgage Assets, established under a participation agreement.  Each participation interest will represent an entitlement to interest and principal payments on a single Mortgage Asset.

Periodic Cap

For any Adjustable Rate Mortgage Asset, the fixed percentage specified in the related mortgage note above and below which the related Mortgage Rate will not be adjusted on any Adjustment Date, except for the first Adjustment Date.

Plan	Any employee benefit plan or other retirement arrangement that is subject to ERISA or to Section 4975 of the Code.
Pool Balance	For any Mortgage Pool as of any date of determination, the aggregate of the Scheduled Principal Balances of the Mortgage Assets in such Mortgage Pool as of such date.
Prepayment Interest Excess	For any Mortgage Asset, any excess of any interest received on that Mortgage Asset over one month’s interest at the Net Mortgage Rate.
Prepayment Interest Shortfall

The amount by which one month’s interest at the Mortgage Rate (as reduced by the related Servicing Fee Rate) on a Mortgage Asset as to which a voluntary prepayment has been made in the month preceding the month in which such prepayment is distributed to Certificateholders exceeds the amount of interest actually received in connection with such prepayment.

Prepayment Period	For each Distribution Date for a prepayment [in part or in full], the [calendar month] immediately preceding the month in which such Distribution Date occurs.
Principal Distribution Amount	For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which [ ].
Principal Distribution Amount	For each Mortgage Pool for any Distribution Date, an amount equal to [ ].
Principal Remittance Amount	For each Mortgage Pool and for any Distribution Date, an amount equal to [ ].
PTCE 95-60	Prohibited Transaction Class Exemption 95-60.
PTE	A Prohibited Transaction Exemption granted by the U.S. Department of Labor.
Purchase Price	An amount equal to the sum of [ ].
Rating Agencies	Each of [ ].
Realized Loss	The excess of the outstanding principal balance of a Liquidated Mortgage Asset over the related Net Liquidation Proceeds, to the extent allocable to principal.
Relevant Depositary	[ ] as depositary for Clearstream Luxembourg, and [ ] as depositary for Euroclear, individually.
Relief Act	The Servicemembers Civil Relief Act and similar state or local laws.
Relief Act Reduction	Any reduction of the applicable Mortgage Rate by application of the Relief Act.
Residual Certificate	The Class R Certificate.
[Revolving Account	An account maintained by [ ] on behalf of the Certificateholders for the purposes of acquiring Additional Mortgage Assets.]
[Revolving Period	The period from and including the Distribution Date in [ ] and ending on the Distribution Date in [ ].]
Sale Agreements	The transfer agreements pursuant to which [ ] purchased a Mortgage Asset directly from the Transferors.
Sale and Assignment Agreement	The home equity loan sale and assignment agreement dated as of [ ], between the Seller and the Depositor.
Sale Date	The date on which a Mortgage Asset was purchased by the [ ] pursuant to the related Sale Agreement.
Scheduled Payment	The monthly scheduled payment of interest and principal specified in the related mortgage note for the Mortgage Asset.
Scheduled Principal Balance

For any Mortgage Asset as of any date of determination, an amount generally equal to its outstanding principal balance as of the Cut-off Date after giving effect to Scheduled Payments due on or before such date, whether or not received, as reduced by (1) the principal portion of all Scheduled Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period immediately preceding such date of determination. The Scheduled Principal Balance of a Liquidated Mortgage Asset will be equal to zero.

Second Lien Mortgage Assets	Mortgage Assets secured by mortgages or deeds of trust or similar security instruments creating a junior lien on the related Mortgaged Property.
Securities Act	The Securities Act of 1933, as amended.
Seller	[ ]
Servicer Remittance Date	The [ ] day of each month.
Servicer	On the Closing Date, [ ] and any other Servicer servicing the Mortgage Assets.
Servicing Account	A custodial account maintained by each Servicer established in the name of [ ] and for the benefit of Certificateholders.
Servicing Agreement	The servicing agreement, between the Seller and the Servicer.
Servicing Fee

For each Mortgage Asset, a monthly fee paid to each Servicer out of interest collections received from the related Mortgage Asset calculated at the Servicing Fee Rate on the outstanding principal balance of each Mortgage Asset.

Servicing Fee Rate	[ ]
Six-Month LIBOR	The average of the interbank offered rates for six-month U.S. dollar deposits in the London market, calculated as provided in the related mortgage note.
Six-Month LIBOR Mortgage Assets	Adjustable Rate Mortgage Assets providing for semi-annual adjustment of the related Mortgage Rate based on Six-Month LIBOR.
SMMEA	The Secondary Mortgage Market Enhancement Act of 1984, as amended.
Stepdown Date	The earlier of (x) [ ] or (y) [ ].
Subsequent Recovery	Any amount recovered with respect to a Liquidated Mortgage Asset for which a Realized Loss has been incurred after liquidation and disposition of such Mortgage Asset.
Substitution Amount

Generally equal to the amount, if any, by which the Scheduled Principal Balance of a Mortgage Asset required to be removed from a Mortgage Pool due to a breach of a representation or warranty or defective documentation exceeds the principal balance of the related substitute Mortgage Asset, plus unpaid interest accrued thereon, any unpaid Advances or servicing advances, unpaid Servicing Fees (and related interest) and the costs and damages incurred by the Trust Fund in respect of such removed Mortgage Asset as a result of violations of any applicable federal, state or local predatory or abusive lending law with respect to such Mortgage Asset.

Target Amount	For any Distribution Date, an amount equal to [ ].
Tax Counsel	[ ]
Transferors	The various entities from which the [ ] purchased Mortgage Assets pursuant to the Sale Agreements.
Transferred Mortgage Assets	The Mortgage Assets purchased by [ ] from various Transferors under the Sale Agreements.
Trust Accounts	The Certificate Account, the Servicing Accounts, the Basis Risk Reserve Fund and [ ].
Trust Agreement	The trust agreement dated as of [ ], among [ ].
Trust Fund	The trust fund created pursuant to the Trust Agreement.
Trustee	[ ] in its capacity as trustee under the Trust Agreement, or any successor thereto.
Underwriter	[ ]
Underwriting Agreement	Collectively, the underwriting agreement and the terms agreement between the Depositor and the Underwriter.
Underwriting Guidelines	The underwriting guidelines established by the Originator, in accordance with which the Mortgage Assets have been originated or acquired by the Originator.
Unpaid Basis Risk Shortfall

For any class of [     ] on any Distribution Date, the aggregate of all Basis Risk Shortfalls for such class remaining unpaid from all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, computed without regard to the applicable Net Funds Cap, but limited to a rate no greater than the applicable Maximum Interest Rate.

[The following Annexes are incorporated by reference
into this prospectus supplement.]

Annex A:
Certain Characteristics of the Mortgage Assets

The following tables set forth certain information as of the Cut-off Date, for the Mortgage Assets, in each case having the stated characteristics shown in the tables in each range. As used in these tables, the “non-zero weighted average” of any characteristic of the Mortgage Assets will not include in such weighted average those Mortgage Assets which do not have that characteristic (or for which that characteristic cannot be determined). (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

Original Loan-to-Value Ratios

Range of Original Loan-to-Value Ratios* (%)	Number of Mortgage Assets	Aggregate Scheduled Principal Balance	Percentage of Mortgage Assets by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The weighted average original Loan-to-Value Ratio is approximately [     ]%.

Mortgage Rates

Range of Mortgage Rates (%)	Number of Mortgage Assets	Aggregate Scheduled Principal Balance	Percentage of Mortgage Assets by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The weighted average Mortgage Rate is approximately [    ]%.

Original Terms to Maturity

Range of Maturities (months)	Number of Mortgage Assets	Aggregate Scheduled Principal Balance	Percentage of Mortgage Assets by Aggregate Scheduled Principal Balance
		$

Total			$100.00%

The weighted average original term to maturity is approximately [     ] months.

Remaining Terms to Maturity

Range of Maturities (months)	Number of Mortgage Assets	Aggregate Scheduled Principal Balance	Percentage of Mortgage Assets by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The weighted average remaining term to maturity is approximately [   ] months.

Geographic Distribution

State	Number of Mortgage Assets	Aggregate Scheduled Principal Balance	Percentage of Mortgage Assets by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Cut-Off Date Scheduled Principal Balances

Range of Scheduled Principal Balances ($)	Number of Mortgage Assets	Aggregate Scheduled Principal Balance	Percentage of Mortgage Assets by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The average Scheduled Principal Balance is approximately $[           ].

Property Types

Property Type	Number of Mortgage Assets	Aggregate Scheduled Principal Balance	Percentage of Mortgage Assets by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Loan Purposes

Loan Purposes	Number of Mortgage Assets	Aggregate Scheduled Principal Balance	Percentage of Mortgage Assets by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Loan Documentation

Loan Documentation	Number of Mortgage Assets	Aggregate Scheduled Principal Balance	Percentage of Mortgage Assets by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Occupancy Status

Occupancy Status	Number of Mortgage Assets	Aggregate Scheduled Principal Balance	Percentage of Mortgage Assets by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Credit Limits

Credit Limits ($)	Number of Mortgage Assets	Aggregate Scheduled Principal Balance	Percentage of Mortgage Assets by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

The aggregate credit limit of the Mortgage Assets is [    ]%.

Credit Limit Utilization Rates

Credit Limit Utilization Rates (%)	Number of Mortgage Assets	Aggregate Scheduled Principal Balance	Percentage of Mortgage Assets by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Mortgage Asset Type

Mortgage Asset Type	Number of Mortgage Assets	Aggregate Scheduled Principal Balance	Percentage of Mortgage Assets by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Original Draw Terms

Original Draw Terms (months)	Number of Mortgage Assets	Aggregate Scheduled Principal Balance	Percentage of Mortgage Assets by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

Remaining Draw Terms

Remaining Draw Terms (months)	Number of Mortgage Assets	Aggregate Scheduled Principal Balance	Percentage of Mortgage Assets by Aggregate Scheduled Principal Balance
		$	%

Total			$100.00%

 Annex B-1:
Assumed Mortgage Asset Characteristics

 Annex B-2:
Principal Amount Decrement Tables

Percentage of Initial Class Certificate Principal Amount of the Offered Certificates
Outstanding at the Following Percentages of [   ]

	Class [ ] Certificates
Distribution Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%

Weighted Average Life in Years

__________

* Indicates a value between 0.0% and 0.5%.

 Annex [C]:
Available Combinations for Exchange

Original Certificates				Exchangeable Certificates
Mortgage Pool	Original Class	Original Balance(1)	CUSIP Number	Exchange Class	Maximum Original Class Principal Balance	Interest Type	Principal Type(2)	Summary Interest Rate Formula	CUSIP Number	Final Distribution Date
Combination 1
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Combination 2
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

$[                ]

(Approximate)

Structured Asset Securities Corporation

Home Equity Loan Pass-Through Certificates

Series [     ]

Structured Asset Securities Corporation

[Depositor]

[                               ]

[Sponsor and Seller]

[                               ]

[Servicer/Master Servicer]

_______________

PROSPECTUS SUPPLEMENT

[                ]

_______________

[Underwriters]

Subject to Completion, [                      ], 20[   ]

PROSPECTUS SUPPLEMENT

(To Prospectus dated [               ])

$[              ] (Approximate)

STRUCTURED ASSET SECURITIES CORPORATION

Reverse Mortgage Pass-Through Certificates, Series [      ]

     [                        ]

[                        ]

     Sponsor and Seller

     Issuing Entity
[                        ]

Structured Asset Securities Corporation

[Servicer/Master Servicer]

Depositor

______________________________

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Consider carefully the risk factors beginning on page S-[   ] of this prospectus supplement and on page [   ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary beginning on page S-[   ] in this prospectus supplement and the index of principal terms on page [   ] in the prospectus.

The certificates will represent interests in the issuing entity only and will not represent interests in or obligations of the sponsor, the depositor or any of their affiliates or any other party.

This prospectus supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.

The issuing entity will issue certificates including the following classes offered hereby:

●   [      ] classes of senior certificates

●   [      ] classes of subordinate certificates

The classes of certificates offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, in the table under “The Offered Certificates” on page S-[   ] of this prospectus supplement.  This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table on page S-[   ] and not to the other classes of certificates that will be issued by the issuing entity as described in this prospectus supplement.

Distributions on the offered certificates will be payable [       ], as described in this prospectus supplement.  The first expected distribution date will be [        ].  Credit enhancement for the offered certificates includes [describe any credit enhancement].  [Amounts payable under [describe any derivative agreements] provided by [    ] will be applied to [describe purpose of derivative agreement(s)].] [The certificates are subject to a mandatory auction call on [    ] as described under “Description of the Mortgage Certificates—Mandatory Auction Call of the Certificates.”]

[Describe assets of the issuing entity.]  [After the closing date of this transaction, but before [     ], the issuing entity may acquire additional mortgage loans for inclusion in the mortgage pool as described at “Description of the Mortgage Pool—Conveyance of Subsequent Mortgage Loans” in this prospectus supplement.]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

[Describe underwriting arrangements.]

On or about [         ], delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of [    ].

[Underwriters]

The date of this prospectus supplement is [             ]

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates.

The information presented in this prospectus supplement is intended to enhance the general terms of the accompanying prospectus.  You should rely on the information in this prospectus supplement for the specific terms of the certificates and the offering.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with any other information.

We are not offering the certificates in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

_____________________

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

_____________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

Page

The Offered Certificates

S-1

Summary of Terms

S-6

Risk Factors

S-16

Glossary

S-32

Description of the Certificates

S-32

General

S-32

Book-Entry Registration

S-33

[Exchangeable Certificates

S-34

Distributions of Interest

S-36

[Determination of LIBOR

S-36

Priority of Distributions

S-36

Credit Enhancement

S-37

[The Residual Certificate

S-39

[Supplemental Interest Trust

S-39

Optional Call of the Certificates

S-40

[Mandatory Auction Call of the Certificates

S-40

Fees and Expenses of the Trust Fund

S-41

Description of the Mortgage Pool

S-42

General

S-42

[Adjustable Rate Mortgage Loans

S-43

[Participation Interests in Mortgage Loans

S-44

The Mortgage Loans

S-45

[Credit Line Draws

S-46

[The HECMs

S-46

[The FHA Insurance and Mortgage Insurance Premiums

S-47

Future Advances under the Mortgage Loans

S-48

[The Funding Account

S-49

[Conveyance of Subsequent Mortgage Loans

S-50

[Acquisition by the Trustee of Additional Mortgage Loans

S-52

Static Pool Information

S-53

Legal Proceedings

S-54

Affiliations

S-54

Additional Information

S-54

Underwriting Guidelines

S-55

[Originator Name]

S-55

[    ] Underwriting Guidelines

S-55

General Underwriting Guidelines

S-55

[The Master Servicer]

S-55

The Servicer

S-56

General

S-56

[Servicer Name]

S-56

Administration of the Trust Fund

S-57

Servicing and Administrative Responsibilities

S-57

Trust Accounts

S-60

Example of Distributions

S-61

Mortgage Loan Servicing

S-62

General

S-62

Servicing Accounts and the Collection Account

S-63

Reserve Accounts

S-63

Servicing Compensation and Payment of Expenses

S-63

Collections

S-64

Servicing Advances

S-64

Future Advances under the Mortgage Loans

S-65

Collection of Taxes, Assessments and Similar Items

S-65

Insurance Coverage

S-65

Evidence as to Compliance

S-65

[Master Servicer Default;] Servicer Default

S-66

Amendment of the Servicing Agreement

S-66

Custody of the Mortgage Files

S-66

[Pledge of Servicing Rights

S-66

The Trust Agreement

S-67

General

S-67

The Issuing Entity

S-67

The Trustee

S-68

[The Securities Administrator

S-68

Assignment of Mortgage Loans

S-69

Representations and Warranties

S-69

Certain Matters Under the Trust Agreement

S-70

Reports to Certificateholders

S-74

Voting Rights

S-76

Yield, Prepayment and Weighted Average Life

S-76

General

S-76

[Subordination of the Class [      ] Certificates

S-78

Weighted Average Life

S-78

Material Federal Income Tax Considerations

S-79

General

S-79

[Residual Certificates

S-80

Legal Investment Considerations

S-80

Use of Proceeds

S-81

ERISA Considerations

S-81

Underwriting

S-81

Legal Matters

S-82

Ratings

S-82

Glossary of Defined Terms

S-83

Annex A:  Certain Characteristics of the Mortgage Loans

S-A-1

Annex B-1:  Assumed Mortgage Loan Characteristics

S-B-1-1

Annex B-2:  Principal Amount Decrement Tables

S-B-2-1

Annex [C]:  Available Combinations for Exchange

S-C-1

The Offered Certificates

The certificates consist of the [class(es)] of certificates listed in the tables below[, together with the Class [       ] Certificates].  Only the classes of certificates listed in the tables below are offered by this prospectus supplement.

Class	[Related Mortgage Pool(s)]	Class Principal or Notional Amount(1)	Initial Interest Rate(2)	Summary Interest Rate Formula (until Initial Optional Termination Date)(3)	Summary Interest Rate Formula (after Initial Optional Termination Date)(3)	Principal Type	Interest Type	Initial Certificate Ratings
								[Name of Rating Agency]	[Name of Rating Agency]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Description of Interest Rate]	[Insert Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Description of Interest Rate]	[Insert Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Description of Interest Rate]	[Insert Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]

________________________

(1)

These balances are approximate, as described in this prospectus supplement.

(2)

Reflects the interest rate as of the closing date.

(3)

Reflects the summary interest rate formula [to be described as applicable].

The offered certificates will also have the following characteristics:

Class	Record Date	Delay / Accrual Period	Interest Accrual Convention	Final Scheduled Distribution Date	Expected Final Scheduled Distribution Date	Minimum Denominations	Incremental Denominations	CUSIP Number
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Summary of Terms

•

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the certificates, you should carefully read this entire prospectus supplement and the accompanying prospectus.

•

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•

Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included in this prospectus supplement.

•

[Whenever we refer to a percentage of some or all of the mortgage loans in the trust fund [or in any pool], that percentage has been calculated on the basis of the total outstanding amount of those mortgage loans as of [        ], unless we specify otherwise.  We explain in this prospectus supplement under “Glossary of Defined Terms” how the outstanding amount of a mortgage loan is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any mortgage loans, we mean the total of their outstanding amounts determined by that method, unless we specify otherwise.]

Parties

Sponsor and Seller

[       ] will sell the mortgage loans to the depositor.

Depositor

Structured Asset Securities Corporation, a Delaware special purpose corporation, will sell the mortgage loans to the issuing entity. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 526-7000.

Issuing Entity

[       ].

Trustee

[       ].

[Securities Administrator

[       ] will be responsible for preparing monthly distribution statements and certain tax information for investors and certain tax filings for the trust fund.]

[Master Servicer

[       ] will oversee the servicing of the mortgage loans by the servicers.]

Primary Servicer[s]

On the closing date, [       ] will service approximately [       ]% of the mortgage loans.

[Credit Risk Manager

[       ] will monitor and advise the servicers with respect to default management of the mortgage loans and also prepare certain loan-level reports for the trust fund which will be available for review by certificateholders.]

Originator[s]

[       ] and [various other banks, savings and loans and other mortgage lending institutions] originated the mortgage loans to be included in the trust fund.

[Certificate Insurer

[   ] will provide a certificate guaranty insurance policy for [    ] Certificates.

[[Swap] [Cap] Counterparty

[       ].]

[Auction Administrator

[       ].]

[Affiliations

[If the sponsor, depositor or issuing entity is an affiliate of any servicer, trustee, originator or any other transaction party, disclose such here. Also, disclose any other affiliations among transaction parties.]]

The Certificates

The certificates offered by this prospectus supplement will be issued with the initial approximate characteristics set forth under “The Offered Certificates” in the table on page S-[   ].

[The offered certificates will be issued in book-entry form.  The minimum denominations and the incremental denominations of each class of offered certificates are set forth in the table on page S-[   ].]

The certificates represent ownership interests in a trust fund, the assets of which will consist primarily of [describe assets of the trust fund] having a total principal balance as of the cut-off date, which is [       ], of approximately $[       ].  [In addition, [the supplemental interest trust] will hold an [interest rate swap agreement] for the benefit of the certificateholders.]

[The mortgage loans to be included in the trust fund will be divided into [       ] mortgage pools: [name pools].  [Describe pool assets].

[Payments of principal and interest on the Class [       ] Certificates will be based primarily on collections from the pool [    ] mortgage loans.  Payments of principal and interest on the Class [       ] Certificates will be based primarily on collections from the pool [    ] mortgage loans. Payments of principal and interest on the Class [       ] Certificates will be based on collections from [both / all] mortgage pools as described herein.]

The rights of holders of the Class [       ] Certificates to receive payments of principal and interest will be subordinate to the rights of the holders of certificates having a senior priority of payment, as described in this Summary of Terms under “—Enhancement of Likelihood of Payment on the Certificates—Subordination of Payments” below.  We refer to the Class [       ] Certificates collectively as “subordinate” certificates.  We refer to the Class [       ] Certificates collectively as “senior” certificates.

[The Class [     ] and Class [     ] Certificates are exchangeable for certain other classes of senior certificates in the combinations identified on Annex [   ] to this prospectus supplement.]

[The Class [    ] Certificates will be entitled to receive any monthly excess cashflow remaining after required distributions are made to the offered certificates.]

[The Class [       ] Certificates are not offered by this prospectus supplement.]

The offered certificates will have an approximate total initial principal amount of $[       ]. Any difference between the total principal amount of the offered certificates on the date they are issued and the approximate total principal amount of the offered certificates as reflected in this prospectus supplement will not exceed 5%.

Payments on the Certificates

Principal and interest on each class of the certificates will be payable on the [25th] day of each month, beginning in [          ].  However, if the [25th] day is not a business day, payments will be made on the [next] business day after the [25th] day of the month.

Interest Payments

Calculation of Interest

Interest will accrue on each class of offered certificates at the applicable annual rates described below:

•

Class [       ] Certificates: [describe interest rate and any applicable caps or limitations].

[If the option to purchase the mortgage loans is not exercised by the [servicer/master servicer] on the initial optional termination date as described under “—The Mortgage Loans—Optional Call of the Certificates” below, then with respect to the next distribution date and each distribution date thereafter, the applicable annual rate [describe any changes in the interest rate].

See “—The Mortgage Loans—Optional Call of the Certificates” below.

[You will receive from each pool of mortgage loans only the payments of interest that the component parts of your class of certificates that relate to that mortgage pool are entitled to receive.  As described in this prospectus supplement, you may receive less than you are entitled to from any particular pool of mortgage loans if those mortgage loans do not generate enough interest in any particular month to pay interest due.]

[The Class [   ] Certificates are principal-only certificates and will not be entitled to payments of interest.]

See “Description of the Certificates—Calculation of Interest” in this prospectus supplement.

[The Interest Rate Swap Agreement/Cap Agreement

[   ] will enter into an [interest rate swap agreement/cap agreement] with [       ], as [swap/cap] counterparty. Under the [interest rate swap agreement/cap agreement], [describe swap agreement].

See [   ] in this prospectus supplement.]

[A graphic illustration of interest payment priority to be provided to the extent such illustration enhances the disclosure of the interest payment priority.]

Principal Payments

The amount of principal payable on the [   ] certificates will be determined by (1) formulas that allocate portions of principal payments received on the mortgages loans between [mortgage pools] [different certificate classes], (2) funds received on the mortgage loans that are available to make payments on the certificates, (3) [the application of excess interest from each mortgage pool to pay principal on the certificates and (4) [the amount of principal received on the mortgage loans that is released to the residual certificate, calculated as described in this prospectus supplement].

Priority of Payments

In general, on each distribution date, the available distribution amount, which is the amount of all payments and recoveries collected from the mortgage loans during the collection period related to the distribution date, including prepayments, liquidation proceeds and amounts from mortgage loans repurchased from the trust fund, minus the amount of any [expenses of the trustee][other expenses] [expenses and amounts reimbursable to the servicer, including reimbursable servicing advances] and [expenses and amounts reimbursable to other parties] [in each case, subject to certain limitations described in the trust agreement], will be paid in the following order of priority:

first, [if the amount on deposit in the funding account has been reduced to zero, to [    ], the aggregate amount of all additional amounts created during the immediately preceding calendar month and not yet purchased] [to the holder of the Class [   ] Certificates, to reimburse funds provided by the holder of the Class [   ] Certificates to the trust for the purchase of additional amounts, an amount equal to the aggregate amount of all additional amounts purchased by the issuing entity during the immediately preceding calendar month and not yet reimbursed to the holder of the Class [   ] Certificates;

second, [to the Class [   ] Certificates, current interest and carryforward interest for such class];

third, [to the Class [   ] Certificates, the amount of [   ] until the class principal amount of such class has been reduced to [   ]];

fourth, [to the Class [   ] Certificates, current interest and carryforward interest for such class];

fifth, [to the Class [   ] Certificates, the amount of [   ] until the class principal amount of such class has been reduced to [   ]];

sixth, [to the Class [   ] Certificates, any deferred amounts for such class];

seventh, [to the Class [   ] Certificates, any deferred amounts for such class];

eighth, [for payment of any reimbursement amounts to [   ] without regard to the limitations described in the trust agreement].

[A graphic illustration of principal payment priority to be provided to the extent such illustration enhances the disclosure of the payment priority.]

Trigger Events

The manner of allocating payments of principal on the mortgage loans will differ, as described above, depending upon the occurrence of several different events or triggers:

•

[describe any applicable events or triggers];

See “Description of the Certificates — Priority of Payments” and “Glossary of Defined Terms” in this prospectus supplement.

Limited Recourse

The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund.  The trust fund will have no other source of cash other than collections and recoveries of the mortgage loans through insurance or otherwise [if applicable, describe any cap or derivatives providing support] [if applicable, describe any pool or certificate guaranty insurance policy].  No other entity will be required or expected to make any payments on the certificates [other than [   ] with respect to the guaranty insurance policy].

Exchangeable Certificates

On each distribution date when exchangeable certificates are outstanding, principal distributions from the applicable related certificates are allocated to the related exchangeable certificates that are entitled to principal.  The payment characteristics of the classes of exchangeable certificates will reflect the payment characteristics of their related classes of regular certificates. Annex [   ] shows the characteristics of the exchangeable certificates and the combinations of certificates and exchangeable certificates.

See “Description of the Certificates—Exchangeable Certificates—Procedures" in this prospectus supplement and "Description of the Securities—Exchangeable Securities" in the prospectus for a description of exchangeable certificates and exchange procedures and fees.

Enhancement of Likelihood of Payment on the Certificates

The payment structure of this securitization includes [forms of credit enhancement to be described as applicable].  [The [   ] certificates will [be insured by a] [not be insured by any] financial guaranty insurance policy.]  [Name of financial guaranty insurance policy to be provided if applicable.]

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Credit Enhancement” in this prospectus supplement for a detailed description of the forms of credit enhancement available to the certificates.

[Subordination of Payments

Payments of interest and principal will each be made to holders of each class of offered certificates before payments are made to the holder of the [REMIC] residual certificate.  In addition, certificates with an “A” in their class designation will have a payment priority as a group over other certificates.  Class [   ] certificates will have a payment priority over class [   ] certificates, and class [   ] certificates will have a payment priority over class [   ] certificates.

These payment priorities are intended to increase the likelihood that the holders of class [  ] certificates and, to a lesser extent, the holders of class [  ] certificates, will receive regular payments of interest and principal.

See “Description of the Certificates—Credit Enhancement—Subordination” in this prospectus supplement.]

[Allocation of Losses

As described in this prospectus supplement, amounts representing losses on the mortgage loans (to the extent that those losses exceed any overcollateralization [and any amounts on deposit in the funding account], as described in this prospectus supplement) will be applied to reduce the principal amount of the [    ] class of certificates still outstanding that has the lowest payment priority, until the principal amount of that class of certificates has been reduced to zero.  For example, losses in excess of overcollateralization and [amounts on deposit in the funding account] will first be allocated in reduction of the principal amount of the Class [    ] Certificates until it is reduced to zero, then in reduction of the principal amount of the Class [    ] Certificates until it is reduced to zero.  If a loss has been allocated to reduce the principal amount of a [   ] certificate, it is unlikely that investors will receive any payment in respect of that reduction [except in the case of those certificates covered by the guaranty insurance policy as described below].

[A graphic illustration of allocation of losses to be provided to the extent such illustration enhances the disclosure of the allocation of losses.]

See “Description of the Certificates—Credit Enhancement—Application of Realized Losses” in this prospectus supplement.]

[Overcollateralization

On the closing date, the total principal balance of the mortgage loans in the trust [plus the amount on deposit in the funding account] is expected to exceed the total principal amount of the certificates by approximately $[    ], which represents [    ]% of the total principal balance of the mortgage loans in the trust fund as of [    ].  This condition is referred to in this prospectus supplement as “overcollateralization.”  We cannot, however, assure you that sufficient cash flow will be generated by the mortgage loans to maintain any level of overcollateralization.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Credit Enhancement—Overcollateralization” in this prospectus supplement.]

[Limited Cross-Collateralization

Under certain limited circumstances, principal payments on the mortgage loans in [a pool] may be distributed as principal to holders of the [   ] certificates corresponding to [another pool or pools].

If the [   ] certificates relating to one pool have been retired, then principal payments on the mortgage loans relating to the retired [   ] certificates will be distributed to the remaining [   ] certificates of the other [pool or pools], if any, before being distributed to the [   ] certificates.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Distributions of Principal” in this prospectus supplement.]

[Interest Rate Swap Agreement

Any net swap payment received under the [interest rate swap agreement] will be applied to pay interest shortfalls, maintain overcollateralization and cover losses, as described in this prospectus supplement.

See “Description of the Certificates—Supplemental Interest Trust—Interest Rate Swap Agreement” and “—Application of Deposits and Payments Received by the Supplemental Interest Trust” in this prospectus supplement.]

[[Certificate] [Pool] Insurance Policy

The [   ] [certificate][pool] guaranty insurance policy will guarantee certain interest and principal payments to holders of [   ] Certificates under the instances described in this prospectus supplement.  [No other classes of certificates will benefit from the certificate guaranty insurance policy.]

For information about [   ] and for a more detailed discussion of the [   ] guaranty insurance policy, see “The [Certificate] [Pool] Insurance Policy” in this prospectus supplement.

Fees and Expenses

Before payments are made on the certificates, the servicer will be paid a monthly fee calculated either as [    ]% annually.

The trustee will be paid [   ].

[describe other fees to be paid to any master servicer, securities administrator and credit risk manager, as applicable].

In each case, the fees described above will be paid to the related party from amounts received on the mortgage loans, before payments of any amounts to certificateholders. The [servicer’s] fees will be paid prior to the payment of other fees. [The other parties will be paid their fees simultaneously on a proportionate basis.]

Expenses of the servicer[, the custodians, the master servicer and the securities administrator] will be reimbursed before payments are made on the certificates.  Expenses of the trustee will be reimbursed up to $[    ] annually before payments of interest and principal are made on the certificates; any additional unpaid expenses above $[    ] in any year will be paid to the trustee to the extent of any remaining interest remittance amount after all payments of interest on the certificates.

See “Fees and Expenses of the Trust Fund” in this prospectus supplement.

Final Scheduled Distribution Date

The final scheduled distribution date for the offered certificates will be the applicable distribution date specified in the table on page S-[   ].  The final scheduled distribution date for the [      ] certificates is based upon [      ].  The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially earlier, than the applicable final scheduled distribution date.

[The NIMS Insurer

One or more insurance companies, referred to herein collectively as the NIMS Insurer, may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust or other special purpose entity and secured by all or a portion of the [   ] Certificates.  In that event, the NIMS Insurer will be able to exercise rights which could adversely affect certificateholders.

We refer you to “Risk Factors—Rights of the NIMS Insurer May Affect Certificates” in the prospectus for additional information concerning the NIMS Insurer.]

The Mortgage Loans

On the closing date, which is expected to be on or about [     ], the assets of the trust will consist primarily of [one pool] [pools of] [describe mortgage pool(s)] [reverse mortgage loans] [HECM mortgage loans] with a total principal balance as of the cut-off date of approximately $[    ].  The mortgage loans will be secured by [mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages].  [Approximately [   ]% of the mortgage loans are insured by the Federal Housing Administration under the Home Equity Conversion Mortgage Program (HECM mortgage loans).]

The depositor expects that the mortgage loans will have the following characteristics as of the cut-off date:

[Aggregate] [Pool __ ] Mortgage Loan Summary

	Range or Total	Weighted Average	Total Percentage(1)

Number of Mortgage Loans
Number of Fixed Rate Mortgage Loans
Number of Adjustable Rate Mortgage Loans
Total Outstanding Amount
Outstanding Amounts
Available Credit Amounts
Annual Fees
Mortgage Rates
Original Combined Loan-to-Value Ratios
Number of Second Lien Mortgage Loans
Geographic Distribution in Excess of 10.00% of the Total Outstanding Amount:
Number of Mortgage Loans in [ ]
Number of Mortgage Loans in the Maximum Single Zip Code Concentration
Gross Margins(2)
Maximum Mortgage Rates(2)
Minimum Mortgage Rates(2)
Months to Next Mortgage Rate Adjustment(2)
Initial Caps(2)
Periodic Caps(2)
[Maximum Claim Amount]
Age of Male Sole Borrower
Age of Female Sole Borrower
Age of Male Co-Borrower
Age of Female Co-Borrower

_______________________

(1)

Percentages calculated based on the total principal balance of the mortgage loans.

(2)

The weighted average is based only on the adjustable rate mortgage loans in [   ] pool[s].

[In addition, approximately [   ] mortgage loans, with a total principal balance as of the cut-off date of approximately $[         ], which represents approximately [    ]% of the mortgage loans, are represented by participation interests in mortgage loans.  The depositor expects that the participation interests will have the following characteristics as of the cut-off date:  [         ].]

[The mortgage loans held by the trust will not be insured or guaranteed by any government agency.] [[All of] [Approximately [   ]% of the mortgage loans held by the trust are will be insured by The Federal Housing Administration (FHA) of the United States Department of Housing and Development (HUD) under the Home Equity Conversion Mortgage Program to the extent described in this prospectus supplement.]

[None of the mortgage loans in the trust fund will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.]

Servicing of the Mortgage Loans

[The mortgage loans will be master serviced by [       ].  The master servicer will oversee the servicing of the mortgage loans by the servicer[s].]  Primary servicing may subsequently be transferred to servicers other than the initial servicer[s], in accordance with the trust agreement and the servicing agreement, as described in this prospectus supplement.

[[    ] will retain certain rights relating to the servicing of the mortgage loans, including the right to terminate and replace any servicer, at any time, without cause, in accordance with the terms of the trust agreement and the applicable servicing agreement, which, among other things, generally requires payment of a termination fee.]

See “The Master Servicer,” “The Servicer” and “Mortgage Loan Servicing” in this prospectus supplement.

[The Pre-Funding Arrangement

On the closing date, approximately $[         ], which represents [         ]% of the mortgage pool assets, will be deposited by [        ] in a pre-funding account maintained by [          ].  It is intended that additional subsequent mortgage loans will be sold to the trust fund by the depositor from time to time, from [       ] until [       ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional mortgage loans if applicable.]]

[See “Description of the Mortgage Pool—Conveyance of Subsequent Mortgage Loans” in this prospectus supplement.]

[The Revolving Period

On each distribution date during the revolving period (i.e. from the closing date until [    ]), the depositor may direct the trustee to purchase from the depositor for inclusion in the trust fund additional mortgage loans, up to an aggregate maximum purchase price of $[    ] , which represents approximately [    ]% of the total principal balance of the mortgage pool[s] as of the cut-off date.  If the depositor so directs, the [trustee] [securities administrator]will deposit all or a portion of the amount of [interest] [principal] payable on the mortgage loans [from each mortgage pool] that would otherwise be made to certificateholders into a separate revolving account established for the [related] mortgage pool, and will apply deposits in the revolving account to fund the purchase of those additional mortgage loans [to be included in that mortgage pool], provided certain other conditions are satisfied at the time of purchase.  Funds on deposit in the revolving account may only be applied to acquire additional mortgage loans for the [related] mortgage pool.  The additional mortgage loans will have the same general characteristics as the [related] mortgage pool described in this prospectus supplement.

 [See “Description of the Mortgage Pool—Acquisition by the Trustee of Additional Mortgage Loans” in this prospectus supplement.]

Optional Call of the Certificates

[               ], [with the prior written consent of [     ], which consent may not be unreasonably withheld,] may purchase the mortgage loans and the other assets of the trust fund on or after the initial optional termination date, which is the distribution date following the month in which the total principal amount of certificates declines to less than [   ]% of the initial total principal amount of certificates as of the closing date.  If [            ] does not exercise that option, [           ]  may call the certificates.

[If the option to redeem the certificates is not exercised on the initial optional termination date, then, beginning with the next distribution date and thereafter, the interest rates on the offered certificates will be increased as described in the table on page S-[  ].]

See “Description of the Certificates—Optional Call of the Certificates” in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans upon an optional call of the certificates.  [See “Summary of Terms—The Certificates—Payments on the Certificates—Calculation of Interest” in this prospectus supplement for a description of the increased interest rates to be paid on the certificates after the initial optional termination date.]

Mandatory Auction Call of the Certificates

On [               ], [       ] will act as auction administrator and will solicit bids for purchase of the certificates in the secondary market from dealers and institutional investors.  If bids are received for the entire amount of the certificates subject to the mandatory auction, then the auction will have been successful and the certificates will be sold to the highest bidders.  The mandatory auction will close if sufficient bids are received covering all of the certificates that are subject to the mandatory auction, and if the market value swap agreement covers any shortfall from par.  If these conditions are not met, then the auction will have failed and the original investors will retain their certificates.  If these conditions are met, then the auction will close, and the original investors will be obligated to tender their certificates and will receive the required par purchase price.

See “Description of the Certificates—Mandatory Auction Call of the Certificates” in this prospectus supplement for a description of the terms of a mandatory auction.]

[Financing

An affiliate of Lehman Brothers Inc. has provided financing for certain of the mortgage loans. A portion of the proceeds of the sale of the certificates will be used to repay the financing.]

Tax Status

[To be described as applicable.]

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

[To be provided as applicable.]

ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans.  Because of the complexity of regulations that govern these plans, you are encouraged to consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any certificates.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The certificates will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should also consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Certificates

The certificates offered by this prospectus supplement will initially have the ratings from [       ] set forth in the table on page S-[  ].

See “Ratings” in this prospectus supplement for a more complete discussion of the certificate ratings and “Risk Factors—Ratings on the Securities are Dependent on Assessments by the Rating Agencies” in the prospectus.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered certificates.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

Cash Flow Risk

On any particular distribution date or for a series of distribution dates, insufficient funds may be available from the available distribution amount to make distributions of interest on the certificates, especially the Class [   ] Certificates, or to make scheduled payments of principal on the Class [   ], Class [   ] or Class [   ] Certificates.  This could occur if during any particular period of time relatively few mortgage loans reach maturity or if recoveries on matured mortgage loans are less than expected, whether because the amount otherwise due under a mortgage loan exceeds the value of the related mortgaged property.  [Funds will be withdrawn from the funding account as described herein to make distributions of interest on the Class [   ] and Class [   ] Certificates and, subject to the limitation described herein, the Class [   ] and Class [   ] Certificates, but not to make payments of scheduled principal on any class of certificates.  Funds withdrawn from the Funding Account to make such interest distributions will not be available for future purchases of additional amounts, thus reducing amounts available to make future distributions of interest or principal on the certificates.  After amounts in the funding account have been exhausted, insufficient funds may be available on future distribution dates to make distributions of interest on the certificates, especially the Class [   ] Certificates.]

See “— Nature of Mortgage Loans — No Monthly Payments” and [“— The Funding Account”] below.
Nature of Mortgage Loans — No Monthly Payments

None of the mortgage loans provide for scheduled monthly payments of principal or interest by the borrowers.  In each case, accrued interest at the applicable mortgage rate is added to the outstanding amount of the related mortgage loan.  Although the borrowers may prepay the mortgage loans in whole or in part at any time without penalty, it is generally anticipated that a borrower will not make any payment until maturity.  As a result, there will be little or no cash available for payment to certificateholders on any distribution date unless mortgage loans have matured and been liquidated — meaning generally that one of the following has occurred:  (1) the borrower, or the last living of two co-borrowers, has died, (2) the borrower, or the last living of two co-borrowers, has ceased to use the mortgaged property (as defined herein) as his or her principal residence, (3) the mortgaged property has been sold, or (4) the borrower voluntarily prepays the mortgage Loan in full (each, a “maturity event”) — in sufficient numbers to generate such cash during the related collection period (as defined herein).  Investors should consider that such events are unpredictable, and may not occur with the regularity or frequency that might be anticipated.

See “— Borrower Mortality — Health and Life Extension Risk” below.
Nonrecourse Mortgage Loans

If a borrower or a borrower’s estate does not pay the amount due upon maturity of a mortgage loan, or if a borrower otherwise defaults, the servicer (as defined herein), on behalf of the trust, will be able to satisfy such borrower’s payment obligation only by selling the mortgaged property securing the loan.  There can be no recourse against the income or other assets of a borrower or the estate.  As a result, deterioration in the condition of a property or the quality of a neighborhood, or the occurrence of other events or circumstances that adversely affect real property values, could reduce recoveries on the mortgage loans and could result in shortfalls or losses to certificateholders.

Risks Related to Potential Inadequacy of Credit Enhancement and Other Support

The [excess interest], [overcollateralization], [subordination], [loss allocation] and [limited cross-collateralization] features, [together with] [the interest rate swap agreement] [and for the benefit of the [    ] Certificates only, the cap agreement], all as described in this prospectus supplement, are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

[Excess Interest and Overcollateralization.  On the closing date, the total outstanding amount of the mortgage loans [together with amounts on deposit in the funding account] will exceed the total principal amount of the [    ] certificates by approximately $[    ], which is equal to [    ]% of the aggregate outstanding amount of the mortgage loans as of the cut-off date. This excess is referred to in this prospectus supplement as “overcollateralization” and will be available to absorb losses. We cannot assure you, however, that the mortgage loans, [together with amounts available from the interest rate swap agreement,] will generate enough excess interest to maintain this overcollateralization level as set by the rating agencies. The following factors will affect the amount of excess interest that the mortgage loans will generate:

• [Describe the effect of prepayments]
• [Describe defaults and liquidations]
• [Describe increases in the index related to any mortgage risk]
• [Describe any additional factors that may apply]

See “Description of the Certificates—Credit Enhancement—Overcollateralization” in this prospectus supplement.  See also “Risk Factors—Potential Inadequacy of Credit Enhancement—Excess Interest and Overcollateralization” in the prospectus.]

[The Interest Rate Swap Agreement.  Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and repay losses. However, no amounts will be payable to the supplemental interest trust by the swap counterparty unless the floating amount owed by the swap counterparty on a distribution date exceeds the fixed amount owed to the swap counterparty. This will not occur except in periods when [one-month LIBOR] (as determined pursuant to the interest rate swap agreement) exceeds the applicable rate of payment owed by the trust fund, which will range from [    ]% to [    ]% per annum on the scheduled notional amount as described in this prospectus supplement. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization, pay interest shortfalls or repay losses on the mortgage loans.

See “Description of the Certificates—Supplemental Interest Trust—Interest Rate Swap Agreement” in this prospectus supplement.  See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]

[The Cap Agreement.  Any amounts received under the cap agreement will be applied as described in this prospectus supplement to pay certain interest amounts on the [    ] Certificates resulting from application of the applicable net funds cap. We cannot assure you that any amounts will be received under the cap agreement.

See “Description of the Certificates—Calculation of Interest—The Cap Agreement” in this prospectus supplement.]

[Subordination and Allocation of Losses.  If the applicable subordination is insufficient to absorb losses, then certificateholders will likely incur losses and may never receive all of their principal payments. You should consider the following:

•

if you buy a Class [    ] Certificate and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ] Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class [    ] Certificates by the amount of that excess;

•

if you buy a Class [    ] Certificate and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ] and Class [    ] Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class [    ] Certificates by the amount of that excess; and

•

if you buy a Class [    ] Certificate and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ], Class [    ] and Class [    ] Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class [    ] Certificates by the amount of that excess.

[Losses on the mortgage loans will not reduce the principal amount of the senior certificates.]

If overcollateralization is maintained at the required amount and the mortgage loans generate interest in excess of the amount needed to pay interest and principal on the certificates, the fees and expenses of the trust fund [and any swap payments owed to the swap counterparty], then excess interest will be used to pay you and other certificateholders the amount of any reduction in the principal amounts of the certificates caused by application of losses. These payments will be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal amount was reduced because of the application of losses.

See “Description of the Certificates—Credit Enhancement—Subordination” and “—Application of Realized Losses” in this prospectus supplement.]

[Limited Cross-Collateralization.  Principal payments on the [    ] certificates will depend, for the most part, on collections on the mortgage loans in the related mortgage pool. However, the [    ] certificates will have the benefit of credit enhancement in the form of overcollateralization and subordination from [each] mortgage pool. That means that even if the rate of losses on mortgage loans in the mortgage pool related to any class of senior certificates is low, losses in the unrelated mortgage pool[s] may reduce the loss protection for those certificates.]

[Risks Related to the Interest Rate Swap Agreement]

[Any net swap payment payable to the swap counterparty under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce payments of interest on the certificates.  The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the certificates.

In the event that the trust fund, after application of all interest and principal received on the mortgage loans, cannot make the required net swap payments to the swap counterparty, a swap termination payment as described in this prospectus supplement will be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of the interest rate swap agreement will reduce amounts available for distribution to certificateholders.

See “Description of the Certificates—Calculation of Interest,” “—Priority of Distributions” and “—Supplemental Interest Trust” in this prospectus supplement.  See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]

[Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Certificates]

As of the date of this prospectus supplement, the [swap counterparty] [cap counterparty] currently has the ratings described under “Description of the Certificates—Supplemental Interest Trust—The [Swap][Cap] Counterparty.” The ratings of the [    ] certificates are dependent in part upon the credit ratings of the [swap counterparty] [cap counterparty]. If a credit rating of the [swap counterparty] [cap counterparty] is qualified, reduced or withdrawn and the [swap counterparty] [cap counterparty] does not post collateral securing its obligations under the interest rate [swap][cap] agreement or a substitute counterparty is not obtained in accordance with the terms of the interest rate [swap][cap] agreement, the ratings of the [    ] certificates may be qualified, reduced or withdrawn. In that event, the value and marketability of those certificates will be adversely affected.

See “Description of the Certificates—Supplemental Interest Trust—Interest Rate [Swap][Cap] Agreement” in this prospectus supplement.  See also “Risk Factors—Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Certificates” in the prospectus.]

Borrower Mortality — Health and Life Extension Risk

Any investment in the certificates must be based largely upon an investor’s expectation as to the rate at which maturity events will occur.  Each prospective investor is encouraged to study publicly available information from the United States Census Bureau, medical and scientific journals, life insurance companies, and such other sources as such prospective investors consider to be reliable as to historical trends and projections of life expectancy; recent developments and expectations as to future developments in health care for elderly persons; mobility of elderly households; regional differences in availability of health care, life expectancy and other matters; gender differences with respect to health risks and life expectancy; and such other matters as such investor considers to be material in forming its expectation as to the occurrence of maturity events.

Investors should carefully consider that the actual rate and timing of maturity events could differ significantly from such investor’s expectation.  Rapid progress in health sciences or increased availability of health care, for example, could prolong the lives of borrowers or postpone relocation of borrowers into long-term care facilities.  The availability of home nursing care could cause borrowers who would otherwise relocate to remain in their homes, delaying the occurrence of a maturity event indefinitely.  Considered scientific opinion as to life expectancy could simply be wrong.  In general, the life spans and life expectancy of Americans have increased over time.

Neither the depositor nor Lehman Brothers has undertaken any investigation of the health of the borrowers.  No representation is made as to the rate or timing of the occurrence of maturity events.

A prospective investor in the certificates should consider that delays in the occurrence of maturity events could result in interest shortfalls on the certificates, particularly the Class [   ] Certificates; and that the final distribution of a class of certificates, particularly the Class [   ] Certificates, could be substantially delayed.

If a borrower continues to occupy a mortgaged property longer than expected, thus delaying the occurrence of a maturity event, the amount owed on the related mortgage loan at maturity may be limited to the value of the mortgaged property.  For as long as a borrower continues to occupy a mortgaged property and until liquidation, interest will continue to accrue on the related mortgage loan at the applicable mortgage rate, which in each case is substantially higher than any reasonably anticipated rate of increase in residential property values.  Prospective investors in the certificates, particularly the Class [   ] Certificates, should consider the risk that they may incur losses if borrowers live, or remain sufficiently healthy to continue to live at home, longer than anticipated by such investors.

For certain information regarding the ages of the borrowers, see “Description of the Mortgage Pool.”

Property Values

A variety of factors may negatively affect the value of a mortgaged property.  As described under “— Nonrecourse Mortgage Loans” above, if a borrower or a borrower’s estate does not pay the amount due upon maturity of a mortgage loan, the only recourse of the servicer on behalf of the trust is to foreclose on and sell the related mortgaged property.  The value of such property may not have appreciated as much as might have been expected, or may have depreciated, if the related borrower failed to perform required maintenance, or if the mortgaged property is located in a neighborhood that has declined (or is perceived to have declined) in quality, or if some event or circumstance has occurred, such as a national, regional or local economic downturn, that has the effect of temporarily reducing housing prices in the area where such mortgaged property is located.

In addition, elderly homeowners may be less likely than younger homeowners to make the sorts of capital improvements that increase the value of residential properties.

See “—Risks Related to Geographic Concentration of Mortgage Loans” below.

Servicing

The procedures and the expertise required to service reverse mortgage loans differ from the procedures and expertise required to service typical mortgage loans.  A servicer of reverse mortgage loans is not responsible for collection of monthly payments and will not generally be required to modify or otherwise “work out” a delinquent mortgage loan.  Instead, a servicer must protect the collateral for the mortgage loan by monitoring borrower occupancy of the mortgaged property, payment by the borrower of taxes and insurance premiums, and maintenance by the borrower of the mortgaged property.

Investors in the certificates will depend in large part upon the expertise and diligence of the servicer to receive the maximum proceeds from the mortgage loans.  The Servicer and its experience are described under “The Servicer.”  See also “Servicing of the Mortgage Loans.”

[The Funding Account]

[Investment of funds in the funding account will be limited as described herein.  It is likely that the rate of return on investment of funds in the funding account will be lower than the weighted average of the interest rates on the certificates.

See “Description of the Mortgage Pool — The Funding Account.”]

[Delay In or Failure by [ ] to Purchase Assignable HECMs May Affect Yield on Certificates]

[[   ] has an option to purchase assignable HECMs from the trust.  [   ] has stated that its intent is to exercise such option with respect to each assignable HECM at the earliest point at which such option may be exercised.  If, however, [   ] does not exercise this option with respect to any or all of the assignable HECMs or delays in the exercise of such option beyond the first date any such assignable HECM may be purchased by [   ], then payments to the trust in respect of such affected assignable HECMs will be delayed until the earlier of (i) the date [   ] exercises such option with respect to such assignable HECM and (ii) the date on which the final payment is received in respect of such HECM either after default by the related borrower and sale of the related REO property or upon the sale of the related mortgaged property by the borrower or its estate and receipt of any proceeds of FHA insurance thereof.  No assurance can be given that, at any particular time, [   ] will be able, financially or otherwise, to exercise its option to purchase assignable HECMs from the trust.]

[Limitations on FHA Insurance; Conveyance of FHA-lnsured HECMs]

[The servicer has represented (as of the date on which it sold the HECMs to the seller) that each of the HECMs is either (i) subject to FHA insurance as to the repayment of the outstanding amount thereof (subject to certain limitations) and certain other amounts or (ii) insurable by FHA, which insurance is subject only to receipt by the servicer of confirmation from HUD of the FHA insurance therefor.  Certain deductions, however, are made from the amount of the claims payment.  To the extent the trust incurs losses on the HECMs, insurance payable by the FHA (to the extent any assignable HECM has been purchased by [   ] at the applicable purchase option price) may be insufficient to cover such losses.  As a result, losses to the certificateholders would occur.

The FHA does not pay claims in excess of the maximum claim amount, which is the lesser of the appraised value of the property or the maximum dollar amount for an area established by the Secretary of Housing and Urban Development (the “Secretary”) for a single-family residence under the National Housing Act.  The appraised value and the maximum dollar amount are determined as of the date the underwriter of the HECM receives the appraisal report for the related mortgaged property.  Closing costs are not taken into account in determining appraised value.

Further, the availability of FHA insurance is subject to a number of conditions, including strict compliance by the [   ] with FHA regulations regarding the transfer, servicing and holding the “HECMs.  Although the servicer has represented that it has complied and will comply with all applicable FHA regulations, such regulations are susceptible to differences in interpretation, and there can be no assurance that FHA’s interpretation of its regulations will not become more strict in the future.  Failure to comply with all FHA regulations may result in a curtailment or denial of FHA insurance claims.  In such a case, the trustee will require the servicer to repurchase the affected HECM from the mortgage pool and may require the servicer to reimburse the trust for any related losses.  No assurances can be made, however, that the servicer will comply with these obligations or have the financial or other ability to comply with such obligations.

HUD regulations require notification of transfers of FHA-insured loans.  Such regulations are not clear whether notification is required upon any transfer of legal ownership of such loans or only upon transfer of the HUD mortgagee of record.  The servicer has not provided notification to HUD of the transfers of any HECMs [from any correspondent lender to the originator,] from the originator to the servicer or from the servicer to the seller.  There can be no assurance that HUD will interpret its regulations in a similar mariner and that, if it did so, whether this would adversely affect the FHA insurance relating to any HECM or whether any fines or penalties could be imposed by HUD for a failure to notify HUD of any of such transfers.

HUD regulations also require that FHA-insured loans be transferred only to HUD-approved mortgagees.  The Issuer is not currently a HUD-approved mortgagee, however a transfer to a non-HUD-approved mortgagee may occur if within one year following such transfer the transferee applies for and receives such approval and, if such approval is not received within such timeframe, the transferor shall be required to repurchase all of the FHA-insured loans.  The administrator will agree to make such application and the seller has agreed to repurchase all of the HECMs from the trust at the applicable repurchase price if such approval is not received within one year from the closing date.  No assurance can be given that such approval will be received on or before one year following the closing date.  No assurances can be made, however, that the seller will comply with these obligations or have the financial or other ability to comply with such obligations.]

[Payment of Claims Where Mortgagee or Another Bidder Acquires Title]

[Where the mortgagee acquires title to the property or when a party other than the mortgagee is the successful bidder at a foreclosure sale, the amount of insurance benefits generally paid by FHA is equal to the unpaid principal amount of the mortgage loan, minus the amount for which the property was sold or the appraised value of the property.  The claim amount is adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it, and to deduct certain amounts received or retained by the mortgagee after default.  The mortgagee is reimbursed for an amount generally equal to two-thirds of the mortgagee’s foreclosure costs, certain appraisal costs, and payments for maintenance and repair of the property.

The FHA pays an interest allowance from the due date to the date the FHA pays the claim at HUD’s debenture rate.  The applicable HUD debenture rate is the rate that was in effect when the FHA insurance was committed or endorsed, and may be lower than the mortgage rate on the HECM.  Where the- mortgagee fails to meet requirements related to the acquisition and sale of the property and the application for insurance benefits within a specified time frame, the allowance for payment may be computed only to the date on which the particular required action should have been taken or to which it was extended.  Such interest does not count toward the calculation of the maximum claim amount.

The insurance payment under the FHA insurance is computed as of the due date, which is the date when the mortgagee notifies the Secretary that the mortgage became due and payable because the borrower has died, the property is no longer the principal residence of at least one surviving borrower, or the borrower has conveyed all of his or her title in the property.  The due date may also arise upon approval from the Secretary where (i) the property ceases to be the principal residence of a borrower for reasons other than death and the property is not the principal residence of at least one other borrower, (ii) for a period of longer than 12 consecutive months, a borrower fails to occupy the property because of physical or mental illness, or (iii) an obligation of the borrower under the mortgage is not performed.]

[Payment of Claims for Assigned HECMs]

[When a mortgagee assigns a mortgage to the Secretary, the amount of payment is calculated by subtracting from the mortgage balance on the date of assignment all cash retained by the mortgagee and any adjustments for damage or neglect to the property.  The mortgagee is reimbursed for certain costs and attorney’s fees.  The FHA pays an interest allowance at HUD’s debenture rate from the date the mortgage was assigned to the Secretary to the date the claim is paid.  The applicable HUD debenture rate is the rate that was in effect when the insurance was committed or endorsed, and may be lower than the effective interest rate on the HECM.  If the mortgagee fails to meet certain requirements within a specified time, the interest allowance is computed only to the date on which the particular required action should have been taken.  Such interest does not count toward the calculation of the maximum claim amount.

Where a mortgagee fails to make or to timely make required payments to the borrower under a HECM, the borrower may request that the HECM be assigned to HUD.  Upon such an assignment, the mortgagee may not file a claim for FHA insurance and will be entitled to be reimbursed for payments actually made to the related borrower (less interest thereon and other administrative changes imposed by HUD on payments not made by the mortgagee, including late fees and interest) only upon the payment in full of the related HECM.  Any eventual claim amount on such an assigned HECM may also be reduced by the Secretary’s administrative expenses.]

[Payment of Claims Where Borrower Sells the Property]

[When a borrower sells the property for less than the mortgage balance, and the mortgagee releases the mortgage to facilitate the sale, the amount of the claim is computed by totaling the mortgage balance and certain tax, insurance and similar payments made, plus reimbursement generally equal to two-thirds of the mortgagee’s foreclosure costs and certain other costs.  Certain appraisal costs and payments for maintenance and repair of the property may also be reimbursed.  The claim amount is reduced by certain amounts received or retained by the mortgagee after default.

The claim amount also includes an interest allowance at HUD’s debenture rate from the date the deed is recorded to the date when payment of the claim is made.  The applicable HUD debenture rate is the rate that was in effect when the insurance was committed or endorsed, and may be lower than the mortgage rate on the HECM.  If the mortgagee fails to meet requirements related to the acquisition and sale of the property and the application for insurance benefits within a specified time, the interest allowance is computed only to the date on which, the particular required action should have been taken.  Such interest allowance does not count toward the calculation of the maximum claim amount.

In any of the foregoing cases, if [   ] has purchased the related HECM at the purchase option price and such purchase option price is greater than the amount of insurance proceeds received under the FHA insurance, such excess will give rise to a “[   ] advance” in the amount of such excess.  See “— Reimbursement of the Servicer and [   ]” below.]

[Reimbursement of the Servicer and [ ]]

[The FHA does not fully reimburse a mortgage lender for all foreclosure costs and all unpaid interest, but the servicer is entitled to full reimbursement of all servicing advances and [   ] is also entitled to full reimbursement of all [   ] advances before any of such proceeds are distributed to the certificateholders.  Accordingly, losses with respect to the HECMs could result on an inability of the trust to pay accrued interest on, and the principal amount of, the certificates and to make distributions to the holder of the residual certificate.]

[Priority of Servicer’s and [ ]’s Claims for Reimbursement]

[As of the cut-off date, the [   ] had reimbursed the servicer for servicing advances made by the servicer on or prior to the cut-off date.  Such amounts will be reimbursed to the [   ] from collections on the mortgage loans prior to payments and distributions to the certificateholders.  The amount of such funds advanced from the cut-off date through the date hereof is approximately $[   ].  In the event of default and liquidation of a HECM, the servicer is entitled to retain from liquidation proceeds and insurance proceeds (including proceeds of the FHA insurance) amounts advanced by the servicer with respect to the HECMs.

Because the amount of insurance proceeds paid by FHA is likely to be insufficient to cover all losses on the HECMs, and because the servicer is generally entitled to reimbursement of its servicing advances before such FHA insurance is distributed to certificateholders, any resulting losses on the HECMs could result on an inability of the trust to pay accrued interest on, and the principal amount of, the certificates on the final scheduled distribution date and adversely affect the trust’s ability to make distributions to the holder of the residual certificate.]

[Servicing Errors May Reduce or Eliminate FHA Insurance]

[To maintain the FHA insurance on the HECMs, the servicer must service the HECMs in accordance with the regulations of the FHA and HUD.  These regulations are complex and subject to interpretation.  To the extent that servicing deviates from the applicable guidelines, insurance claims otherwise payable on the HECMs may be reduced or eliminated.  Although the servicer is required to reimburse the trust for any loss or interest curtailment caused by the servicer’s failure to take all reasonable actions necessary to maintain such insurance, there can be no assurance that the servicer will comply with these obligations or have the financial or other ability to comply with such obligations.]

Risks Related to Geographic Concentration of Mortgage Loans

Approximately [    ]% of those mortgage loans are secured by properties located in [    ]. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in [    ] because certain conditions in that state will have a disproportionate impact on the mortgage loans in general.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Geographic Concentration of the Mortgage Loans” in the prospectus. For additional information regarding the geographic concentration of the mortgage loans to be included in each mortgage pool, see the geographic distribution tables in Annex A of this prospectus supplement.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

Violations of certain federal, state or local laws and regulations relating to the protection of consumers, unfair and deceptive practices and debt collection practices may limit the ability of the servicer to collect all or part of the principal of or interest on the related mortgage loans and, in addition, could subject the trust fund to damages and administrative enforcement.

See “Risk Factors—Violations of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans” in the prospectus.
Violation of Predatory Lending Laws/Risks Related to High Cost Loans

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust fund, as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans. If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected loans and pay any related liabilities, certificateholders could incur losses.

For a discussion of anti-predatory lending laws and the effect of any “high cost” loans on the trust fund, see “Risk Factors—Predatory Lending Laws/High Cost Loans” in the prospectus.

[Additional risk factors to be provided as applicable.]

Glossary

A glossary of defined terms used in this prospectus supplement begins on page S-[    ]. Any terms used in this prospectus supplement and not defined in the glossary are defined in the accompanying prospectus.

Description of the Certificates

General

[The Series [    ] Reverse Mortgage Pass-Through Certificates will consist of the following Classes:

•

the Class [  ] Certificates,

•

the Class [    ] Certificates, and

•

the Class R Certificate.

Only the Offered Certificates are offered hereby.]

The Certificates will evidence the entire beneficial ownership interest in the Trust Fund.  The Trust Fund will generally consist of:

•

the Mortgage Loans;

•

deposits in the Certificate Account made in respect of the Mortgage Loans;

•

property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure;

•

[amounts on deposit in the Funding Account]; and

•

any applicable insurance policies and all proceeds thereof.

[In addition, the Certificates will represent beneficial ownership interests in the Supplemental Interest Trust, the primary asset of which will be the Swap Agreement described under “—Supplemental Interest Trust—Interest Rate Swap Agreement,” and all proceeds thereof.]

Each class of Offered Certificates will be issued in the respective approximate Class Principal Amount specified in the table on page S-1 and will accrue interest at the respective Interest Rate specified in the table on page S-1 and as further described under “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments.” The REMIC residual certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described herein.  The original Class Certificate Principal Amount of the Offered Certificates may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined herein) of the Mortgage Loans is increased or decreased as described under “Description of the Mortgage Pool” herein.

Distributions on the Offered Certificates will be made on the [25th] day of each month (or, if the [25th] day is not a Business Day the next succeeding Business Day), commencing [     ], to Certificateholders of record on the immediately preceding Record Date.

[For purposes of allocating distributions of principal and interest on the Senior Certificates, (1) the Group [    ] Certificates will relate to, and generally will be limited to collections from, the Pool [    ] Mortgage Loans and (2) the Group [    ] Certificates will relate to, and generally will be limited to collections from, the Pool [    ] Mortgage Loans. However, holders of each class of [    ] Certificates will receive the benefit of Monthly Excess Interest generated by each Mortgage Pool and, to a limited extent, certain principal payments generated by the Mortgage Pool unrelated to that class. Holders of [    ] Certificates will be entitled to receive distributions based upon principal and interest collections from each Mortgage Pool, but such rights to distributions will be subordinate to the rights of the holders of the [    ] Certificates to the extent described herein.]

[The [    ] Certificates will be entitled to cashflow, if any, remaining after required distributions are made to the [    ] Certificates and to pay certain expenses of the Trust Fund (including payments to the [Swap Counterparty]).  The [    ] Certificates will represent the remaining interest in the assets of the Trust Fund after the required distributions are made to all other classes of Certificates and will evidence the residual interest in the REMICs.]

[[    ] will initially hold the Class P and Class X Certificates and intends to enter into a NIMS Transaction.  The NIM Securities issued in the NIMS Transaction may be insured by a NIMS Insurer. If the NIM Securities are so insured, the NIMS Insurer will have certain rights under the Trust Agreement and the Servicing Agreement as described herein.]

Distributions on the Offered Certificates will be made on the Distribution Date to Certificateholders of record on the applicable record date specified in the table on page S-2. Distributions on the Offered Certificates will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided, that the final distribution in respect of any Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Trustee. See “The Trust Agreement—The Trustee” herein.

Book-Entry Registration

The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants. Each class of Book-Entry Certificates will be represented by one or more Global Securities that equal in the aggregate the initial Class Principal Amount of the related class registered in the name of the nominee of DTC. The Offered Certificates will be issued in minimum denominations in the principal amounts and the incremental denominations in excess thereof specified in the table on page S-2.

Beneficial Owners of the Book-Entry Certificates will hold their Certificates through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates that equal the initial Class Principal Amount of the related class of Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries names on the books of DTC. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate. Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. See “Description of the Securities—Book-Entry Registration” in the prospectus.

Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

For information with respect to tax documentation procedures relating to the Book-Entry Certificates, see “Material Federal Income Tax Considerations—Taxation of Securities Treated as Debt Instruments” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex A to in the prospectus.

[Exchangeable Certificates

General.  All or a portion of the Exchangeable Certificates may be exchanged for a proportionate interest in the related Exchangeable Certificates in the combinations shown in Annex [    ].  All or a portion of the Exchangeable Certificates may also be exchanged for the related offered certificates in the same manner.  This process may occur repeatedly.

The classes of offered certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding principal balances and notional amounts of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur.  Offered Certificates and Exchangeable Certificates in any combination may be exchanged only in the proportion that the original principal balances of such certificates bear to one another as  shown in Annex [   ].

Holders of Exchangeable Certificates will be the beneficial owners of a proportionate interest in the certificates in the related Combination Group and will receive a proportionate share of the distributions on those certificates.

Procedures.  If a Certificateholder wishes to exchange certificates, the Certificateholder must notify the [Trustee][Securities Administrator][Certificate Registrar] by [   ] at [   ] or [   ] no later than [   ] Business Days before the proposed exchange date.  The exchange date can be any Business Day other than the first or last Business Day of the month subject to the [Trustee’s][Securities Administrator’s] [Certificate Registrar’s] approval.  The notice must be on the Certificateholder’s letterhead, carry a medallion stamp guarantee and set forth the following information:  the CUSIP number of both certificates to be exchanged and certificates to be received, outstanding principal balance and/or notional amount and the original principal balance and/or notional amount of the certificates to be exchanged, the Certificateholder’s DTC participant number and the proposed exchange date.  After receiving the notice, the [Trustee][Securities Administrator][Certificate Registrar] will [e-mail] the Certificateholder with wire payment instructions relating to the exchange fee.  The Certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the Certificates.  A notice becomes irrevocable on the [    ] Business Day before the proposed exchange date.

In connection with each exchange, the Certificateholder must pay the [Trustee][Securities Administrator][Certificate Registrar] a fee equal to [   ].  In no event, however, will the fee be either less than $[    ] or greater than $[    ].

The [Trustee][Securities Administrator] will make the first distribution on an offered certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the following month to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations.  The characteristics of the Exchangeable Certificates will reflect the characteristics of the related offered certificates.  Investors should also consider a number of factors that will limit a Certificateholder’s ability to exchange offered certificates for Exchangeable Certificates and vice versa:

•

At the time of the proposed exchange, a Certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange.

•

A Certificateholder that does not own the certificates may be unable to obtain the necessary offered certificates or Exchangeable Certificates.

•

The Certificateholder of needed certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•

Certain certificates may have been purchased or placed into other financial structures and thus be unavailable.

•

Principal distributions will decrease the amounts available for exchange over time.

•

Only the combinations listed on Annex [   ] are permitted.]

Distributions of Interest

Calculation of Interest.  The amount of interest distributable on each Distribution Date in respect of each class of Offered Certificates will equal [    ] for such class and for such date. Interest will accrue on the Offered Certificates on the basis of [    ].

The Interest Rate for each class of Offered Certificates will be the applicable annual rate described under “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments.”

[The Cap Agreement.  As of the Closing Date, the Trustee, not individually, but solely in its capacity as Trustee of the Trust Fund, will enter into the Cap Agreement with the Cap Counterparty for the sole benefit of the [    ] Certificates.  The [Depositor] will establish the Cap Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date.  [Describe Cap Agreement.]]

[State whether the significance percentage with respect to the Cap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Cap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Cap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided.  If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

[Determination of LIBOR

[Description of how LIBOR is set to be provided.]

LIBOR for the first Accrual Period will be[    ]%.]

Priority of Distributions

The Master Servicer will be required to remit all amounts in the Collection Account (as defined herein) net of the Master Servicer compensation to a segregated account maintained by the [Trustee] [Securities Administrator] for the benefit of the Certificateholders (the “Certificate Account”).  Such remittance shall occur in each month, beginning in [   ], [two] Business Days prior to the related Distribution Date.  Payments on the Certificates will be made on each Distribution Date from the Available Distribution Amount.

On each Distribution Date, the Available Distribution Amount will be allocated in the following order of priority:

first, [after the amount on deposit in the Funding Account has been reduced to zero, to Lehman Bank or its designee, in an amount equal to the aggregate dollar amount of all Additional Amounts created during the immediately preceding calendar month and not yet purchased] [[to the holder of the Class [   ] Certificates, to reimburse funds provided by the holder of the Class [   ] Certificates to the trust for the purchase of Additional Amounts, an amount equal to the aggregate amount of all Additional Amounts purchased by the trust during the immediately preceding calendar month and not yet reimbursed to the holder of the Class [   ] Certificates];

second, concurrently, in proportion to the amount of Current Interest and Carryforward Interest for each such Class, to the Class [   ] and Class [   ] Certificates, Current Interest and Carryforward Interest for each such Class;

third, to the Class [   ] Certificates, the amount necessary to reduce the Class Principal Amount thereof to [    ] for such Distribution Date;

fourth, to the Class [   ] Certificates, Current Interest and Carryforward Interest for such Class;

fifth, to the Class [   ] Certificates, the amount necessary to reduce the Class Principal Amount thereof to [   ] for such Distribution Date;

sixth, to the Class [   ] Certificates, any Deferred Amount for such Class and such date;

seventh, to the Class [   ] Certificates, any Deferred Amount for such Class and such date;

eighth, for payment of any reimbursement amounts payable to the Trustee, [the Securities Administrator,] the Master Servicer and the Servicer without regard to the limitations described in the definition of “Available Distribution Amount;” and ninth, to the Class R Certificates, any remaining amount.

Credit Enhancement

Credit enhancement for each Class of Certificates will take the form of [described as applicable]:

•

[an irrevocable letter of credit]

•

[the subordination of the Subordinate Certificates to the Senior Certificates]

•

[reserve funds]

•

[a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy]

•

[a surety bond or certificate guarantee insurance policy]

•

[the use of cross-support features]

•

[overcollateralization]

•

[excess interest]

•

[an interest rate swap agreement]

[If any credit enhancement provider is liable or contingently liable to provide payments representing 10% or more of the cashflow supporting any class of Certificates, a description of any such credit enhancement provider will be provided, including the name of the credit enhancement provider, the organizational form of the credit enhancement provider and the general character of the business of the credit enhancement provider.]

[If any credit enhancement provider is liable or contingently liable to provide payments representing 10% or more, but less than 20% of the cashflow supporting any class of Certificates, financial data with respect to any such credit enhancement provider as required by Item 301 of Regulation S-K will be provided, and if any credit enhancement provider is liable or contingently liable to provide payments representing 20% or more of the cashflow supporting any class of Certificates, financial statements of any such credit enhancement provider meeting the requirements of Regulation S-X will be provided.]

Application of Realized Losses.  Realized Losses on the Mortgage Loans will have the effect of reducing amounts distributable in respect of, first, the [    ] Certificates [(both through the application of Monthly Excess Cashflow to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Distribution Date)]; second, the [    ] Certificates; third, the [    ] Certificates; and fourth, the[    ] Certificates, before reducing amounts distributable in respect of the Senior Certificates.

To the extent that Realized Losses are incurred, those Realized Losses will reduce the Pool Balance[, and thus may reduce the Overcollateralization Amount]. [As described herein, the Overcollateralization Amount is increased and maintained by application of the Available Distribution Amount to make distributions of principal on the Offered Certificates.]

If on any Distribution Date after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Collection Period and distributions of principal on such Distribution Date, there are Applied Loss Amounts, the Certificate Principal Amounts of the [    ] Certificates will be reduced in inverse order of priority of distribution. Applied Loss Amounts will be allocated in reduction of the Class Principal Amount of first, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero; second, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero; third, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero; and fourth, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero.

Holders of the[    ] Certificates will not receive any distributions in respect of Applied Loss Amounts, [except from the Available Distribution Amount, to the extent of such excess available funds, as described under “—Priority of Distributions” above] [and the Supplemental Interest Trust Amount (if any), as described under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” below].

[The Residual Certificate

In addition to distributions of principal and interest, the holder of the Residual Certificate will be entitled to receive, generally, (1) the amount, if any, of any Available Distribution Amount remaining on any Distribution Date after distributions of principal and interest are made on the regular interests and on the Residual Certificate on that date and (2) the proceeds, if any, of the assets of the Trust Fund remaining after the principal amounts of the regular interests and of the Residual Certificate have been reduced to zero. It is generally not anticipated that any material assets will be remaining for distributions at that time. See “Material Federal Income Tax Considerations” herein and in the accompanying Prospectus.]

[Supplemental Interest Trust

[Interest Rate Swap Agreement.] [Description of any swap agreement to be provided.]

The Trustee will establish the Supplemental Interest Trust Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date. The Trustee will deposit into the Supplemental Interest Trust Account any Supplemental Interest Trust Amount received by the Trustee, and the Trustee will distribute from the Supplemental Interest Trust Account any Supplemental Interest Trust Amount pursuant to the priority of payments set forth under “—Application of Deposits and Payments Received by the Supplemental Interest Trust” below.

[State whether the significance percentage with respect to the Swap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Swap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Swap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided.  If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

Application of Deposits and Payments Received by the Supplemental Interest Trust. The Supplemental Interest Trust Amount will, on each Distribution Date, be distributed from the Supplemental Interest Trust Account in the following order of priority:

(1)

to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

(2)

to the [   ] Certificates, any Deferred Amount for such class for such Distribution Date; and

(3)

to the [Residual] Certificate, any remaining amount.

Optional Call of the Certificates

On the first Distribution Date on which the aggregate principal amount of the Certificates outstanding, after giving effect to payments on such Distribution Date, is less than ten percent of the initial aggregate principal amount of the Certificates (the “Initial Optional Termination Date”) and on any date thereafter,  [    ], with the prior written consent of [the NIMS Insurer] [LBH] (which consent shall not be unreasonably withheld), will have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust Fund for a price equal to the Purchase Price.  The Master Servicer, the Securities Administrator, the Trustee, each Servicer and each Custodian will be reimbursed from the Purchase Price for (i) any outstanding Advances, servicing advances and unpaid Servicing Fees, as applicable, (ii) all amounts due [   ] in respect of Additional Amounts, (iii) the aggregate Future Loan Commitment, (iv) any costs and damages incurred by the Trust Fund as a result of violation of any applicable federal, state or local predatory or abusive lending law in connection with the origination of any Mortgage Loan. and (v) any other amounts due under the Trust Agreement, the Servicing Agreement or the Custodial Agreement, as applicable. [If [    ] fails to exercise such option, the NIMS Insurer will have the right to direct [    ] to exercise such option so long as it is insuring the NIM Securities or is owed any amounts in connection with such guaranty of the NIM Securities.] If such option is exercised, the Trust Fund will be terminated. If [    ] fails to exercise such option [(either voluntarily or at the direction of the NIMS Insurer)] on the Initial Optional Termination Date, the margin of each class of Offered Certificates will be increased as described under “Summary of Terms—The Certificates—Payments on the Certificates—Calculation of Interest” herein.

Such purchase of the property of the Trust Fund will effect a call of the Certificates and termination of the Trust Fund.  The net proceeds of sale of the Trust Fund property will be applied in the order of priority described under “— Priority of Distributions” above.

[Mandatory Auction Call of the Certificates

[Mandatory Auction Call.] [Description of the auction procedure and any market value swap agreement to be provided.]

[On [date], the Auction Administrator will solicit bids for purchase of [all of] [the Class [   ], Class [   ] and Class [   ]] Certificates in the secondary market from dealers and institutional investors.  If bids are received for the entire amount of the Certificates subject to the mandatory auction, then the auction will have been successful and the Certificates will be sold to the highest bidders.  The prices at which the Certificates are sold through this procedure will be used as the value of the Certificates for purposes of the Market Value Swap Agreement.  If the total auction price is less than par, the Market Value Swap Counterparty will pay the shortfall.  If the total auction price is greater than par, then the Market Value Swap Counterparty will receive the excess.  If the total auction price is less than par, the original investors in the Certificates will receive the auction price plus the Market Value Swap Agreement proceeds, which together will equal par.

The mandatory auction will close if sufficient bids are received covering all of the Certificates that are subject to the mandatory auction, and if the Market Value Swap Agreement covers any shortfall from par.  If these conditions are not met, then the auction will have failed and the original investors will retain their Certificates.  If these conditions are met, then the auction will close, and the original investors will be obligated to tender their Certificates and will receive the required par purchase price.  The tender will take place through the book-entry facilities, with no action required on the part of Certificateholders.  When the mandatory auction closes and the original investors tender their Certificates and receive the par purchase price, the Certificates will remain outstanding, and continue to receive distributions in accordance with their original terms.]

[State whether the significance percentage with respect to the Market Value Swap Agreement is less than 10%, or 10% or more but less than 20%, or 20% or more.]

The Auction Administrator. [Description of auction administrator].

The Market Value Swap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Market Value Swap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided.  If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

Fees and Expenses of the Trust Fund

In consideration of their duties on behalf of the Trust Fund, the Servicer, [the Master Servicer], the Trustee, [the Securities Administrator] [and the Credit Risk Manager] will receive from the assets of the Trust Fund certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Servicer	Monthly	[Describe Fee.]	Withdrawn from the related Servicing Account in respect of each Mortgage Loan serviced by that Servicer, before payment of any amounts to Certificateholders.
[Master Servicer]	monthly	[Describe Fee.]	[Describe how and when payable.]
Trustee	annually	[Describe Fee.]	[Describe how and when payable.]
[Custodian]	monthly	[Describe Fee.]	[Describe how and when payable.]
[Securities Administrator]	monthly	[Describe Fee.]	[Describe how and when payable.]
[Credit Risk Manager]	monthly	[Describe Fee.]	[Describe how and when payable.]

The Servicing Fees set forth in the table above may not be increased without amendment of the Servicing Agreement as described under “Mortgage Loan Servicing—Amendment of the Servicing Agreement” below. None of the other fees set forth in the table above may be changed without amendment of the [Trust] Agreement as described under “The Trust Agreement—Certain Matters Under the Trust Agreement—Amendment of the Trust Agreement” below.

Expenses of the Servicer, the Custodians, the Master Servicer and the Securities Administrator will be reimbursed before payments are made on the Certificates. Expenses of the [Trustee] will be reimbursed up to $[    ] annually before payments of interest and principal are made on the Certificates; any additional unpaid expenses above $[    ] in any year will be paid to the Trustee to the extent of any remaining Interest Remittance Amount after all payments of Current Interest and any Carryforward Interest on the Certificates.

Description of the Mortgage Pool

General

Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein are derived solely from the characteristics of the Mortgage Loans as of the Cut-off Date. Whenever reference is made herein to the characteristics of the Mortgage Loans or to a percentage of the Mortgage Loans, unless otherwise specified, that reference is based on the Cut-off Date Balance.

The Trust will primarily consist of approximately [   ] Mortgage Loans secured by first liens on one- to four-family residences having an aggregate Outstanding Amount as of the Cut-off Date of approximately $[   ].  Interest accrues on the Mortgage Loans as provided in the related Mortgage Note.

Wherever reference is made herein to a fraction or percentage of some or all of the Mortgage Loans, such percentage is determined (unless otherwise specified) on the basis of the aggregate Outstanding Amount as of the Cut-off Date.

The Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on residential properties that may consist of [one- to four-family detached or semi-detached one- to four-family dwelling units, individual condominium units, townhouses and individual units in planned unit developments or, in the case of cooperative loans, shares in the cooperative corporation and a lease on the applicable unit.]  The Mortgaged Properties may also include manufactured housing and land which together are classified as real property in the state in which they are located.

Each Mortgage Loan is a nonrecourse loan — if a borrower or a borrower’s estate fails to pay the amount due under a Mortgage Loan at maturity or a borrower otherwise defaults, the applicable Servicer on behalf of the Trust will be able to recover only the proceeds of foreclosure on and sale of the related Mortgaged Property.  Generally, Mortgage Loans are not repaid immediately at maturity, but continue to accrue interest until the liquidation of the related Mortgaged Property and the repayment of the Mortgage Loan.  No income of a borrower may be attached, and no other property or assets of a borrower or a borrower’s estate may be seized and sold to satisfy the Mortgage Loan payment obligation.

The “Current Loan-to-Value Ratio” for each Mortgage Loan is the ratio of the Outstanding Amount of such Mortgage Loan as of the Cut-off Date to the current value of the related Mortgaged Property determined on the basis of an original appraisal.  The Current Loan-to-Value Ratios of the Mortgage Loans range from [   ]% to [   ]%, with a weighted average of approximately [   ]%.  Because the Current Loan-to-Value Ratio does not reflect advances to be made to borrowers over the remaining terms of the Mortgage Loans, prospective investors should not make an investment decision solely on the basis of the Current Loan-to-Value Ratios of the Mortgage Loans.  Prospective investors are urged to consider the information set forth below regarding available credit under the Mortgage Loans, as well as their own expectations as to the rate at which compounding of interest at the applicable Mortgage Rates will increase the Outstanding Amounts of the Mortgage Loans over time, before making an investment decision.

Pursuant to its terms, each Mortgage Loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount generally equal to the lower of the outstanding amount thereof or the replacement value of the improvements on the Mortgaged Property.  Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.  However, to the extent that such insurance is not maintained or is not sufficient to cover damage to an individual unit, any such damage could significantly reduce the value of the Mortgaged Property.

All of the Mortgage Loans are subject to prepayment at any time without penalty and are not assumable.  A borrower may be declared in default under a Mortgage Loan and forced to repay the loan in full if such borrower fails to adequately maintain the related Mortgaged Property or violates certain other terms of the Mortgage Loan.

Additional terms of the Mortgage Loans are described under “— Credit Line Draws” below.

 [Adjustable Rate Mortgage Loans

Approximately[    ]% and [    ]% of the Adjustable Rate Mortgage Loans are [Six-Month LIBOR] Mortgage Loans and [    ] Mortgage Loans, respectively. There will be corresponding adjustments to the monthly payment amount for each Adjustable Rate Mortgage Loan on the related Adjustment Date; provided that the first such adjustment for approximately [    ]% of the Adjustable Rate Mortgage Loans will occur after an initial period of approximately [    ] years following origination and in the case of approximately [    ]% of the Adjustable Rate Mortgage Loans, approximately [    ] years following origination.

On each Adjustment Date for an Adjustable Rate Mortgage Loan, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8%, of the applicable Index and the Gross Margin, provided that the Mortgage Rate on each such Adjustable Rate Mortgage Loan will not increase or decrease by more than the related Periodic Cap on any related Adjustment Date and will not exceed the related Maximum Rate or be less than the related Minimum Rate. The Mortgage Rate generally will not increase or decrease on the first Adjustment Date by more than the Initial Cap; the Initial Caps range from [    ]% to [    ]% for all of the Adjustable Rate Mortgage Loans. Effective with the first monthly payment due on each Adjustable Rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the Mortgage Rate on each such Adjustable Rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the applicable Index and the related Gross Margin, rounded as described herein. See “—The Indices” below.

The Adjustable Rate Mortgage Loans generally do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.]

 [The Indices

The Index used in the determination of the Mortgage Rates of the Mortgage Loans will be [                      ], as published by [             ].  See “The Trust Funds—The Mortgage Loans—General” in the prospectus.]

[Participation Interests in Mortgage Loans

General

[   ] Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ] (representing approximately [   ]% of the Mortgage Loans) are represented by Participation Interests.

[Terms of the Participation Agreements

The Issuing Entity will own the entitlement to the related Mortgage Loans under the related Participation Agreement, and the entitlement to the remaining interest and principal payments on the related Mortgage Loan will not be owned by the Issuing Entity.  Under the related Participation Agreement, the Servicer services the related Mortgage Loan on behalf of all of the respective owners, and the mortgage file for each Mortgage Loan will be held by a single custodian or trustee on behalf of all of the respective owners.  Under the related Participation Agreement, the Servicer is obligated to service the related Mortgage Loan in accordance with accepted servicing practices for that mortgage loan type as described herein under “Mortgage Loan Servicing.”  All collections received as to that Mortgage Loan will be promptly remitted to the respective owners of the participation interests.  The Servicer will not make advances for delinquent scheduled payments.]]

The terms of each Participation Agreement are as follows:

[Table to be provided showing balances, interest rates, expected maturities, servicer and the Issuing Entity’s ownership percentage under each Participation Agreement.]

[The offering documents for each Participation Agreement are provided as Annex [C] to this Prospectus Supplement.]

The Mortgage Loans

The Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.  Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Trust as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate, and a limited number of other mortgage loans may be included in the Trust prior to the issuance of the Certificates.

Number of Mortgage Loans	[ ]
Aggregate Outstanding Amount	$[ ]
Mortgage Rates:
Weighted Average	[ ]%
Range	[ ]% to [ ]%
Ages of Borrowers(1):
Weighted Average	[ ] years
Range	[ ] to [ ] years

__________________

(1)  In the case of co-borrowers, the age of the younger borrower is used in calculating the range and weighted average ages of the borrowers.

The Outstanding Amounts of the Mortgage Loans as of the Cut-off Date range from approximately $[   ] to approximately $[   ].  The Mortgage Loans have an average Outstanding Amount as of the Cut-off Date of approximately $[   ].

No more than approximately [   ]% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Each Mortgage Loan bears interest at a variable interest rate, adjusted semi-annually, equal to the Index (as defined herein), plus a margin equal to [   ]%, subject to the maximum rate specified in the related Mortgage Note.

With respect to approximately [   ]% of the Mortgage Loans, there are two co-borrowers whose weighted average age is [   ] years (calculated by basing borrower age with respect to each Mortgage Loan on the lesser of the two co-borrowers’ ages); the weighted average age of the female co-borrowers is [   ] years; and the weighted average age of the male co-borrowers is [   ] years.  With respect to approximately [   ]% of the Mortgage Loans, the sole borrower is a female with a weighted average age of [   ] years.  With respect to approximately [   ]% of the Mortgage Loans, the sole borrower is a male with a weighted average age of [   ] years.

The Mortgage Loans are expected to have the approximate characteristics as of the Cut-off Date as set forth in Annex A to this prospectus supplement.

[Credit Line Draws

In general, each Mortgage Loan provides for an initial advance to the borrower at origination and may provide for additional Advances to the borrower from time to time at the request of the borrower.  However, a borrower may elect to receive a lump sum at the time of loan origination with no outstanding credit line. Additional Advances must be in amounts not less than, generally, $500 and may not, in the aggregate, exceed the credit limit specified in the Mortgage Note (the “Principal Limit”).

The Principal Limit applicable to any Mortgage Loan may be increased over time as provided in the related Mortgage Note.

The Mortgage Loans accrue interest at variable Mortgage Rates equal to an Index described under “— The Indices” above plus a margin of [   ]%, subject to a maximum rate specified in the related Mortgage Note.  The Mortgage Rates of the Mortgage Loans adjust semi-annually.  Accrued interest is added to the Outstanding Amount of the Mortgage Loan and is not required to be paid until maturity.

Upon the occurrence of a Maturity Event, a borrower or a borrower’s estate is required to pay the Outstanding Amount of the related Mortgage Loan.]

[The HECMs

All of the HECMs were originated or acquired by the Originator generally in accordance with the Underwriting Guidelines.

The Trust will consist of home equity conversion mortgages which [   ] has represented (as of the date on which it sold the HECMs to the Seller) are either (i) subject to FHA insurance as to the repayment of the principal amount thereof (subject to certain limitations) and certain other amounts or (ii) insurable by FHA, which insurance is subject only to receipt by the Servicer of confirmation from HUD of the FHA insurance therefor.  Such FHA insurance covers the repayment of the principal amount of the HECM (subject to certain limitations) and certain other amounts.  Each HECM will be a non-recourse loan to the related borrower.  The Servicer will represent that no HECM provides for the mortgagee to share in the appreciation of the related mortgaged property.

A HECM may be either (1) a line of credit whereby the borrower may borrow, repay and reborrow the principal amount thereof, (2) a tenure loan whereby the borrower is entitled to receive a monthly payment from the mortgagee for the remainder of the borrower’s life, so long as the borrower continues to occupy the mortgaged property, (3) a term loan whereby the borrower is entitled to receive a monthly payment from the mortgagee for a specified term, so long as the borrower continues to occupy the mortgaged property, (4) a modified tenure loan, whereby a portion of the principal limit of the loan is made available to the borrower in a series of monthly payments for the remainder of the borrower’s life, so long as the borrower continues to occupy the mortgaged property, and the remainder of the principal limit is a line of credit whereby the borrower may borrow, repay and reborrow the portion of the principal amount thereof or (5) a modified term loan, whereby a portion of the principal limit of the loan is made available to the borrower in a series of monthly payments for a specified term, so long as the borrower continues to occupy the mortgaged property, and the remainder of the principal limit is a line of credit whereby the borrower may borrow, repay and reborrow the portion of the principal amount thereof.  During the life of the HECM, the borrower may at any time and from time to time, change the type of HECM.

The amount that the borrower can receive from a HECM is determined by calculating its principal limit (the “Principal Limit”).  The Principal Limit increases monthly and represents the maximum aggregate amount that may be advanced to or for the benefit of a borrower.  The Principal Limit at origination is based on the age of the youngest borrower, the expected average mortgage interest rate, and the maximum claim amount.  To determine the maximum amount of payments that a borrower can receive after closing, the net principal limit (the “Net Principal Limit”) is calculated for the related HECM.  The Net Principal Limit is calculated by subtracting from the Principal Limit all payments that have been made to or on behalf of the borrower, such as MIP payments, closing costs, Servicing Fees and any other cash payments to the borrower, and any funds set aside from the Principal Limit for monthly servicing fees, MIP payments, repairs, property taxes and/or insurance.  The Net Principal Limit may be drawn by a borrower as monthly payments, or as a line of credit, or both.]

[The FHA Insurance and Mortgage Insurance Premiums

[   ] has represented (as of the date on which it sold the HECMs to the Seller) that each of the HECMs is either (i) subject to FHA insurance as to the repayment of the principal amount; thereof (subject to certain limitations) and certain other amounts or (ii) insurable by FHA, which insurance is subject only to receipt by the Servicer of confirmation from HUD of the FHA insurance therefor.  The FHA is an organizational unit within HUD.  The FHA was established to encourage improvement in housing standards and conditions and to exert a stabilizing influence on the mortgage market.

The maximum amount payable under the FHA insurance with respect to a HECM (the “Maximum Claim Amount”) is established at the origination of such HECM.  The Maximum Claim Amount is the lesser of the appraised value of the related Mortgaged Property or the maximum mortgage amount for a one-family residence that the FHA will insure in the area in which the related mortgaged property is located.  FHA insurance will not pay any amount in excess of the related Maximum Claim Amount established for a HECM.

A mortgage insurance premium (“MIP”) is charged for each HECM in the Trust to the related borrower for the FHA insurance.  The MIP is paid by the Servicer as follows: (1) at the origination of the HECM, in an amount equal to 2.00% of the related Maximum Claim Amount and (2) monthly in an amount equal to 1/12 times 0.5% times Outstanding Amount of the HECM.  All MIP payments are added to the principal balance of the related HECM and remitted by the Servicer to HUD at origination (with respect to the premium due at origination) and monthly (with respect to each monthly premium).

If a HECM is a term or tenure loan, the MIP for such HECM is (1) with respect to the premium due at origination, added to the principal balance of the HECM at origination and (2) with respect to the monthly premiums, added to the principal balance of the HECM each month by adding to the interest rate at which the related monthly payment is calculated the monthly MIP rate (the “MIP Rate”).  Such MIP payments, in each case, reduce the amount of payments the borrower may receive under its HECM.  If a HECM is a line of credit or is a modified term or modified tenure, the MIP for such HECM is (1) with respect to the premium due at origination, added to the principal amount of the HECM and (2) with respect to the monthly premiums, added to the principal amount of the HECM each month by adding such monthly premium to the principal amount of the HECM (in each case, thereby reducing the amount of payments the borrower may receive).  See “Description of the Mortgage Pool— Future Advances Under the Mortgage Loans” in this prospectus supplement.

In addition, the FHA offers two insurance options (1) assignment and (2) shared premium for any HECM.  The Servicer has represented (as of the date on which it sold the HECMs to the Seller) that none of the HECMs in the Mortgage Pool provide for shared premiums. The assignment option permits the mortgagee to assign the related HECM to HUD for payment of the related Maximum Claim Amount upon either (A) the Outstanding Amount of such HECM equaling or being greater than 98% of the related Maximum Claim Amount or (B) when a request for a line of credit draw would cause the outstanding principal of such HECM to equal or exceed 98% of the related Maximum Claim Amount.

In order to obtain the benefit of the FHA insurance on any HECM in the Trust, the Servicer must (1) have made all required payments to the related borrower (including any required monthly payments and any payments in respect of any draw on a HECM that is a line of credit or modified tenure loan) and (2) have paid all the required MIPs related to such HECM to HUD.  If the Servicer fails to pay the required premium, the FHA insurance for such HECM may be terminated.

If the Servicer fails to make payments to the borrower under a HECM in the Mortgage Pool and the borrower so requests the HECM will be assigned to HUD.  Upon such an assignment, no claim for FHA insurance can be filed and FHA will not make any payment to reimburse HUD for payments actually made to the related borrower until the payment in full of the related HECM.]

Future Advances under the Mortgage Loans

The Servicer will be required under the terms of the Mortgage Notes and under the Servicing Agreement to continue to make, from its own funds, all scheduled and unscheduled advances (each, an “Advance”) required under the terms of the Mortgage Loans to be made to borrowers on or after the Cut-off Date and all Advances with respect to Servicing Fees, [MIP Payments] and other amounts provided for in the related Mortgage Note [and, in the case of a HECM, in accordance with HUD’s rules and regulations relating to HECMs].  Any successor Servicer, including the Master Servicer, will be required to assume the predecessor Servicer’s obligation to make Advances required under the terms of the Mortgage Loans.

All amounts added to the Outstanding Amounts of the Mortgage Loans in respect of such Advances (“Additional Amounts”) will be conveyed to the Trust at the time the related Advance is made, or shortly thereafter, except as described herein.  [[   ] will be obligated, except as described below, under the Purchase Agreement to purchase from [   ] all Additional Amounts created with respect to the Mortgage Loans, and will be obligated to convey such Additional Amounts to the Seller. The Additional Amounts will then be assigned by the Seller to the Depositor and by the Depositor to the Trust.]   The Trust will be obligated to purchase Additional Amounts created with respect to all of the Mortgage Loans, to the extent that the Trust has funds available to do so.

The purchase price paid by the [Trustee] [Securities Administrator] on behalf of the Trust Fund for Additional Amounts will take the form, generally, of amounts withdrawn by the [Trustee] [Securities Administrator] from the Funding Account and remitted to Lehman Bank or its designee on behalf of the Trust Fund for such purpose.  It is generally expected that the [Trustee] [Securities Administrator] will remit such amounts to [    ], and that [    ] in turn will direct the [Trustee] [Securities Administrator] to remit such amounts to [    ].

[The Funding Account

On the Closing Date, [Trustee] [Securities Administrator] will establish a segregated account (the “Funding Account”) for the benefit of the Certificateholders, into which [   ] will deposit cash equal to approximately $[   ] (the “Funding Account Deposit”).  The amount of the Funding Account Deposit was determined by calculating the total, as of the Closing Date, of the available undrawn amount for each Mortgage Loan as of the end of the immediately preceding calendar month, without giving effect to future increases in the credit limit (the “Maximum Funding Amount”).

Amounts on deposit in the Funding Account will be invested at the direction of [   ] in high credit quality, liquid investments having fixed maturities as permitted under the Trust Agreement, including securities issued or guaranteed by Fannie Mae or Freddie Mac; non-agency mortgage-backed securities rated in the highest rating category by each Rating Agency; and commercial paper having a maturity of not more than 30 days and a rating in the highest short-term rating category by each Rating Agency.

On the [tenth] calendar day (or, if such [tenth] day is not a Business Day, the following Business Day) of each month, the [Trustee] [Securities Administrator] will withdraw from the Funding Account and remit to Lehman Bank or its designee an amount equal to the lesser of (1) an amount equal to the aggregate dollar amount of all Additional Amounts created during the immediately preceding calendar month, as indicated on a report delivered to the [Trustee] [Securities Administrator] from the Master Servicer, and (2) the amount remaining on deposit in the Funding Account (such amount, the “Additional Amounts Draw”).

Prior to each Distribution Date, the [Trustee] [Securities Administrator] will calculate the Maximum Funding Amount (based solely on information provided by the Master Servicer) and the Interest Shortfall Draw, if any.  On the Business Day immediately preceding each Distribution Date, the [Trustee] [Securities Administrator] will withdraw from the Funding Account and deposit into the Certificate Account the Interest Shortfall Draw for such date, which will not be included in the Available Distribution Amount.  The “Interest Shortfall Draw” for each Distribution Date will equal the least of (1) the total of any amounts distributable under priorities [   ], [   ] and [   ] under “—Priority of Distributions” for such date that remain unpaid after application of the Available Distribution Amount, (2) the amount remaining on deposit in the Funding Account and (3) the sum of (a) any amount payable under priority [   ] under “—Priority of Distributions” for such date that remains unpaid after application of the Available Distribution Amount and (b) the sum of the Class [   ] Interest Shortfall Draw Limit and the Class [   ] Interest Shortfall Draw Limit for such date.  The “Class [   ] Interest Shortfall Draw Limit” on the Closing Date will be equal to $[   ], and on each Distribution Date will be equal to $[   ] minus the aggregate amount of Interest Shortfall Draws with respect to the Class [   ] Certificates for all prior Distribution Dates.  The “Class [   ] Interest Shortfall Draw Limit” on the Closing Date will be equal to $[   ], and on each Distribution Date will be equal to $[   ] minus the aggregate amount of Interest Shortfall Draws with respect to the Class [   ] Certificates for all prior Distribution Dates.  Application of the Class [   ] Interest Shortfall Draw Limit and Class [   ] Interest Shortfall Draw Limit will limit amounts available from the Funding Account to make interest payments on the Class [   ] and Class [   ] Certificates, respectively; after the Class [   ] Interest Shortfall Draw Limit has been reduced to zero, no further amounts will be withdrawn from the Funding Account for the benefit of the Class [   ] Certificates; and after the Class [   ] Interest Shortfall Draw Limit has been reduced to zero, no further amounts will be withdrawn from the Funding Account for the benefit of the Class [   ] Certificates. The Interest Shortfall Draw for any Distribution Date will be applied only to pay the amounts described in clause (1) of the definition thereof, in order of priority.

In addition, the [Trustee] [Securities Administrator] will withdraw from the Funding Account and deposit into the Certificate Account, to be included in the Available Distribution Amount, an amount equal to the excess, if any, of (1) the amount on deposit in the Funding Account after giving effect to any Additional Amounts Draw over (2) the Maximum Funding Amount (based solely on information provided by the Master Servicer to the [Trustee] [Securities Administrator]) for such date (such amount, the “Excess Funding Amount”).

On the Final Scheduled Distribution Date, the [Trustee] [Securities Administrator] will withdraw all remaining funds from the Funding Account for payment as provided in the Trust Agreement.

[Conveyance of Subsequent Mortgage Loans

On the Closing Date, approximately $[     ], which represents [         ]% of the Mortgage Pool, will be deposited by the Trustee into an eligible account.  During the period from the Closing Date to [     ], the Depositor is expected to purchase from time to time Subsequent Mortgage Loans from the Seller and, in turn, sell all such Subsequent Mortgage Loans to the Trust Fund for inclusion in the Mortgage Pool.  The purchase price for each Subsequent Mortgage Loan will equal its Outstanding Amount as of the date of origination (reduced by principal payments due or paid prior to the purchase date, if any) and will be paid by the Trustee from the related Pre-Funding Amount.

The mortgage loans expected to be conveyed as the Subsequent Mortgage Loans by the Seller will have the same general characteristics as the Mortgage Loans in the Trust Fund as of the Cut-off Date.

Pursuant to the Trust Agreement, the conveyance of Subsequent Mortgage Loans to the Trust Fund may be made on any Business Day during the Pre-Funding Period, subject to certain conditions in the Trust Agreement being satisfied, including, among others, that:

(1)

[The Subsequent Mortgage Loans conveyed on the subsequent transfer date must satisfy the same representations and warranties applicable to the Initial Mortgage Loans set forth in the Mortgage Loan Purchase Agreement, which representations and warranties have been confirmed by the Rating Agencies;

(2)

The Subsequent Mortgage Loans conveyed on the subsequent transfer date are selected in a manner reasonably believed not to be adverse to the interests of the Certificateholders;

(3)

The Trustee receives an officer’s certificate confirming the satisfaction of each condition precedent and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Subsequent Mortgage Loans in the forms substantially similar to those delivered on the Closing Date;

(4)

The conveyance of the Subsequent Mortgage Loans on the subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the Certificates;

(5)

Each Subsequent Mortgage Loan will have been underwritten substantially in accordance with the Originator’s underwriting guidelines;

(6)

No Subsequent Mortgage Loan may have a Current Loan-to-Value Ratio greater than [125]%;

(7)

The weighted average Mortgage Rate for all the Mortgage Loans at the end of the Pre-Funding Period must not be more than 100 basis points lower than the weighted average Mortgage Rate of the Initial Mortgage Loans;

(8)

Following the conveyance of the Subsequent Mortgage Loans on the subsequent transfer date, the characteristics of the Mortgage Loans the Mortgage Pool will remain substantially similar to the characteristics of the Initial Mortgage Loans in the Mortgage Pool as of the Cut-off Date; and

(9)

An independent accountant must provide the Depositor, the Rating Agencies, the Trustee and the Underwriters with a letter stating that the characteristics of the Subsequent Mortgage Loans conform to the characteristics described above and in the Trust Agreement.]

If the Trust Fund does not apply the full Pre-Funding Amount towards the purchase of Subsequent Mortgage Loans prior to the end of the Pre-Funding Period, then such remaining proceeds in the Pre-Funding Account will be paid as a principal prepayment to the related Certificateholders on the [     ] Distribution Date.

On the Closing Date, the Trustee will also establish a Capitalized Interest Account which will be funded by an initial deposit made by the Depositor on the Closing Date of approximately $[     ] , which represents approximately [     ]% of the total principal balance of the Mortgage Pool as of the Cut-off Date.  Amounts in the Capitalized Interest Account will be applied by the Trustee during the Pre-Funding Period to pay interest on that portion of the Certificates supported by the Pre-Funding Amount.  At the end of the Pre-Funding Period, any remaining funds in the Capitalized Interest Account will be paid to the Depositor and the account will be terminated.]

[Acquisition by the Trustee of Additional Mortgage Loans

On the first Distribution Date and until [          ], the Depositor may direct the [Trustee][Securities Administrator] to apply all or a portion of the distributions that would otherwise be made to Certificateholders in respect of [interest] [principal] [excess interest] to purchase Additional Mortgage Loans from the Depositor for inclusion in the Trust Fund of the same general character as the Mortgage Loans included in the Trust Fund on the Closing Date.  If the Depositor so directs, the Trustee will deposit all or a portion of the amount of [interest] [principal] payable on the Mortgage Loans [and excess interest] that would otherwise be made to Certificateholders into the Revolving Account, and will apply deposits in the Revolving Account to fund the purchase of Additional Mortgage Loans, provided certain other conditions are satisfied at the time of purchase.

Funds on deposit in the Revolving Account may only be applied to acquire Additional Mortgage Loans for the Mortgage Pool on the Distribution Date on which such funds were deposited therein. If any amounts in the Revolving Account are not used to purchase Additional Mortgage Loans on the any Distribution Date, such amounts will be added to the [Interest Remittance Amount] [Principal Remittance Amount] [Monthly Excess Cashflow] for such Distribution Date and will be distributed to Certificateholders.

The purchase price for each Additional Mortgage Loan will equal its principal balance as of the date of origination (reduced by principal payments due or paid prior to the purchase date, if any), and the aggregate purchase price of all Additional Mortgage Loans purchased by the Trust Fund during the Revolving Period may not exceed $[       ].  Additional Mortgage Loans will have the same general characteristics as the Mortgage Loans transferred to the Trust Fund on the Closing Date.

Pursuant to the Trust Agreement, the conveyance of Additional Mortgage Loans to the Trustee may be made on any Business Day during the Revolving Period, subject to certain conditions set forth in the Trust Agreement being satisfied, including, among others that:

(1)

The Additional Mortgage Loans at the time of conveyance to the Trust Fund must satisfy the representations and warranties set forth in the Sale and Assignment Agreement, which representations and warranties have been confirmed by the Rating Agencies;

(2)

The Additional Mortgage Loans are selected in a manner reasonably believed not to be adverse to the interests of the Certificateholders;

(3)

[The Trustee receives an officer’s certificate confirming the satisfaction of each condition precedent specified in the Trust Agreement and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Additional Mortgage Loans in the forms substantially similar to those delivered on the Closing Date;]

(4)

The conveyance of the Additional Mortgage Loans will not result in a reduction or withdrawal of any ratings assigned to the Offered Certificates;

(5)

Each Additional Mortgage Loan will have been underwritten substantially in accordance with the applicable Originator’s underwriting guidelines;

(6)

No Additional Mortgage Loan may have a remaining term to maturity exceeding [     ] months;

(7)

[No Additional Mortgage Loan may have a Current Loan-to-Value Ratio greater than 100%;]

(8)

The weighted average Mortgage Rate for all the Mortgage Loans at the end of the Revolving Period must not be more than [100] basis points lower than the weighted average Mortgage Rate of the Mortgage Loans as of the Cut-off Date;

(9)

Following the conveyance of the Additional Mortgage Loans on a subsequent transfer date, the weighted average characteristics of the Mortgage Loans in the Mortgage Pool will remain substantially similar to the characteristics of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date; and

(10)

[An independent accountant must provide the Depositor, the applicable rating agencies rating the Certificates, the Trustee and the Underwriter(s) at [applicable interval] with a letter stating that the characteristics of the Additional Mortgage Loans conform to the characteristics described above and in the Trust Agreement.]

[Additional transfer requirements and termination triggers to be described, as applicable.]

Static Pool Information

Static pool information with respect to the Sponsor’s prior securitized pools formed during the period from [specify date] to [specify date], presented by pool, is available online at [Internet address].  Access to this web address is unrestricted and free of charge.  Information available at this web address is deemed to be part of this prospectus supplement, except to the extent provided under “Static Pool Information” in the accompanying prospectus.  [Add reference to any third-party static pool information as applicable.]

Legal Proceedings

[Describe briefly any legal proceedings pending against the Sponsor, Depositor, Trustee, Issuing Entity, any Servicer (including any other entity involved in the servicing function, such any Master Servicer or Securities Administrator), any Originator or any other party contemplated by Item 1100(d)(1) of Regulation AB, or of which any property of the foregoing is the subject, that is material to Certificateholders.  Include similar information as to any such proceedings known to be contemplated by governmental authorities.]

Affiliations

[Describe whether, and how, the Sponsor, Depositor and/or Issuing Entity is an affiliate of any of the following parties as well as, to the extent known and material, whether, and how, any of the following parties are affiliates of any of the other following parties: any Servicer or any other entity involved in the servicing function, including any Master Servicer and/or Securities Administrator; the Trustee; any Originator; any significant obligor contemplated by Item 1112 of Regulation AB; any enhancement or support provider contemplated by Items 1114 or 1115 of Regulation AB; or any other material parties related to the asset-backed securities contemplated by Item 1100(d)(1) of Regulation AB.]

[Describe whether there is and if so, the general character of, any business relationship or arrangement that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the establishment of the Trust Fund and the issuance of the Certificates, between any of the parties listed in the preceding paragraph, or any affiliates of such parties, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the Certificates.]

[Describe, to the extent material, any specific relationships involving or relating to the Certificates or the Mortgage Pool, including the material terms and approximate dollar amount involved, between any of the parties listed in the first paragraph of this section, or any affiliates of such parties, that currently exists or that existed during the past two years.]

Additional Information

The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date.  A Current Report on Form 8-K will be filed, together with the Trust Agreement and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Trust Fund, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

In addition, within 135 days from the initial delivery of this prospectus supplement, Static Pool information for any series of Securities will be posted online at [    ].com.  The static pool data will be updated each month thereafter to reflect the current composition of the pool information. See “Static Pool Data” in the prospectus.

Pursuant to the Trust Agreement, [    ] will prepare a monthly statement to Certificateholders containing the information described under “The Trust Agreement—Reports to Certificateholders.” [    ] may make available each month, to any interested party, the monthly statement to Certificateholders via the[    ]’s website, located at [    ].

Underwriting Guidelines

Approximately [    ]% and [    ]% of the Mortgage Loans were originated by [    ] and [    ], in accordance with the [    ] Underwriting Guidelines and the [    ] Underwriting Guidelines, respectively.  [Identifying information and percentages to be provided for originators which originated 10% or more of the mortgage assets or any mortgage pool.]  The remainder of the Mortgage Loans were originated by other Originators in accordance with Underwriting Guidelines generally comparable to the General Underwriting Guidelines described below under “General Underwriting Guidelines.” Such General Underwriting Guidelines differ among the Originators in various areas. The following is a general summary of [    ] and the [    ] Underwriting Guidelines, and [    ] and the [    ] Underwriting Guidelines, and also the General Underwriting Guidelines believed by the Depositor to be generally applied, with some variation, by each other Originator.

[Originator Name]

[A description of Originator(s)’ form of organization for Originator(s) which contributed 20% or more of the asset pool to be provided.]

[    ] Underwriting Guidelines

[Description of the Underwriting Guidelines of the above Originator to be provided.]

General Underwriting Guidelines

[General description of Underwriting Guidelines applied by Originators which contributed to less than 20% or more of the mortgage assets or of any mortgage pool to be provided.]

[The Master Servicer]

[Description of any Master Servicer, including its name, duties and responsibilities, to be provided.]

[Description of allocation of servicing responsibilities to be provided.]

The Servicer

General

On the Closing Date, [    ] [and various other Servicers] will service approximately [    ]% and [    ]%, respectively, of the Mortgage Loans (by Cut-off Date Balance). [Identifying information and percentages to be provided for servicers which will service as of the Cut-off Date 10% or more of the mortgage assets or of any mortgage pool.]

The default and loan loss data set forth below for each Servicer represents the historical experience of such Servicer’s servicing portfolio for the periods indicated.  The actual default and loss experience of the Mortgage Pool or any portion thereof, will be affected by a number of factors, including but not limited to the borrowers’ personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower’s equity in the related mortgaged property. In addition, default and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect default and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.  Accordingly, there can be no assurance and no representation is made by any Servicer that the default and loss experience of the Mortgage Pool will be similar to that of the Servicer’s own servicing portfolio, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans in the Mortgage Pool.

[Servicer Name]

[Provide Regulation-AB compliant description of each Servicer which services 20% or more of the mortgage assets or of any mortgage pool, including the following:]

[Servicer form of incorporation, duration of servicing experience and general discussion of Servicer’s experience in servicing assets of any type as well as a more detailed discussion of Servicer’s experience in, and procedures for the servicing function in the current transaction to be provided.]

[Description of any material changes to Servicer’s policies or procedures in the servicing function the Servicer will perform in the current transaction for assets of the same type included in the current transaction for the past three years to be provided.]

[Information regarding Servicer’s financial condition to be provided to the extent that there is a material risk to the performance of the assets in the Mortgage Pool or the Certificates.]

[Description of the material terms of the related Servicing Agreement to be provided.]

[For a description of the material terms of collection of funds and the related Servicing Account, see “Mortgage Loan Servicing—Servicing Accounts and the Collection Account” in this prospectus supplement.]

[Description of any special or unique factors to be provided to the extent material in servicing the particular type of assets included in the current transaction.]

[Description of the terms of any arrangements to be provided to the extent material whereby Servicer is required or permitted to provide advances of funds regarding collections, cashflows or distributions.]  [If material, provide statistical information of servicer advances on the Mortgage Loans and the Servicer’s overall servicing portfolio for the past three years.]

[Description of the Servicer’s process for handling defaults, losses, bankruptcies and recoveries to be provided to the extent material.]

[Description of any ability of Servicer to waive or modify any terms, fees, penalties or payments on the assets and the effect of any such ability, if material, on the potential cashflows from the assets to be provided to the extent material.]

[Description of any material custodial responsibility of Servicer.]

[Description of any limitations on Servicer’s liability under the transaction agreements.]

[For a description of the material terms of any removal, replacement, resignation of Servicer or transfer of servicing provisions, see “Mortgage Loan Servicing” in this prospectus supplement.]

Administration of the Trust Fund

Servicing and Administrative Responsibilities

The Servicer, [the Master Servicer], [the Securities Administrator], the Trustee and the Custodians will have the following responsibilities with respect to the Trust Fund:

Party:	Responsibilities:
Servicer	Performing the servicing functions with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the Servicing Agreement, including, but not limited to:

•

collecting amounts in respect of the Mortgage Loans from the related borrowers, depositing such amounts in the Servicing Account, and delivering all amounts on deposit in the Servicing Account to the [Master Servicer] for deposit in the Collection Account on the Servicer Remittance Date;

• making Advances with respect the Mortgage Loans;

•

paying customary costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property or (c) borrower-paid primary mortgage insurance policy premiums and fire and hazard insurance coverage;

• providing monthly loan-level reports to the [Master Servicer];
• maintaining certain insurance policies relating to the Mortgage Loans [maintaining FHA insurance with respect to HECMs]; and
• initiating foreclosure proceedings.
See “The Servicer” and “Mortgage Loan Servicing” below.
[Master Servicer	Performing the master servicing functions in accordance with the provisions of the Trust Agreement and the Servicing Agreement, including but not limited to:
• monitoring the Servicer’s performance and enforcing the Servicer’s obligations under the related Servicing Agreement;

•

collecting monthly remittances from the Servicer for deposit in the Collection Account on the Servicer Remittance Date and delivering all amounts on deposit in the Collection Account to the Securities Administrator for deposit in the Securities Administration Account on the Master Servicer Remittance Date;

• gathering the monthly loan-level reports delivered by the Servicer and providing a comprehensive loan-level report to the [Securities Administrator][Trustee] with respect to the Mortgage Loans;
• upon the termination of the Servicer, appointing a successor servicer, and until a successor servicer is appointed, acting as successor servicer; and
• upon the failure of the Servicer to make Advances with respect to a Mortgage Loan, making those Advances to the extent provided in the Trust Agreement.
See “The Master Servicer” and “Mortgage Loan Servicing” below.]
[Securities Administrator	Performing the securities administration functions in accordance with the provisions of the Trust Agreement, including but not limited to:

•

collecting monthly remittances from the [Master] Servicer for deposit in the Securities Administration Account and delivering all amounts on deposit in the Securities Administration Account to the Trustee for deposit in the Certificate Account on the Deposit Date;

•

preparing and distributing investor reports, including the monthly distribution date statement to Certificateholders based on information received from the [Master] Servicer [and the Swap Counterparty];

• preparing and filing annual federal and (if required) state tax returns on behalf of the Trust Fund;
• preparing and filing periodic reports with the Commission on behalf of the Trust Fund with respect to the Certificates; and
• until a successor master servicer is appointed, acting as successor master servicer in the event the Master Servicer resigns or is removed by the Trustee.
See “The Trust Agreement—The Securities Administrator” and “—Reports to Certificateholders” below.]
Trustee	Performing the trustee functions in accordance with the provisions of the Trust Agreement, including but not limited to:

•

receiving monthly remittances from the [Servicer][Master Servicer][Securities Administrator] for deposit in the Certificate Account and, based solely on the information contained in the investor reports, distributing all amounts on deposit in the Certificate Account to the Certificateholders;

• [depositing any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty into the Supplemental Interest Trust Account;]
• [distributing amounts on deposit in the Supplemental Interest Trust Account to the Certificateholders and the [Swap] Counterparty];
• preparing and distributing annual investor reports summarizing aggregate distributions to Certificateholders necessary to enable Certificateholders to prepare their tax returns;
• enforcing the obligations of each of the [Master] Servicer and the [Securities Administrator] under the Trust Agreement; and

•

acting as successor [securities administrator][master servicer] in the event the [Securities Administrator][Master Servicer] resigns or is removed by the Trustee unless a successor [securities administrator][master servicer] is appointed.

See “The Trust Agreement—The Trustee,” “—Certain Matters Under the Trust Agreement—Duties of the Trustee” and “—Reports to Certificateholders” below.
Custodians	Performing the custodial functions in accordance with the provisions of the custodial agreements, including but not limited to:
• holding and maintaining the Mortgage Loan documents related to the Mortgage Loans in a fireproof facility intended for the safekeeping of mortgage loan files on behalf of the Trustee.
See “Mortgage Loan Servicing—Custody of the Mortgage Files” below.

Trust Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans will, at all times before distribution thereof to the Certificateholders [or the Swap Counterparty], be invested in the Trust Accounts, which are accounts established in the name of the Trustee.  Funds on deposit in the Trust Accounts may generally be invested by the party responsible for such Trust Account in Eligible Investments, as described under “The Agreements—Investment of Funds” in the prospectus. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:
Servicing Account	Servicer	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders.
Collection Account	[Master Servicer]	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders.
[Securities Administration Account]	[Securities Administrator]	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders.
Certificate Account	Trustee	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders.
[Supplemental Interest Trust Account]	Trustee	[describe how investment earnings are applied.]
[Reserve Account]	Servicer	Any investment earnings will be paid to [ ] and will not be available for distribution to Certificateholders.
[Funding Account]	[Trustee] [Securities Administrator]	[describe how investment earnings are applied.]

If funds deposited in the [    ] Account, the [    ] Account or the [    ] Account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds, without any right of reimbursement therefor.

Example of Distributions

The following sets forth an example of collection of payments from borrowers on the Mortgage Loans, transfer of amounts among the Trust Accounts and distributions on the Certificates for the Distribution Date in September 2005:

[ ] through [ ]	Collection Period:

Payments due during the related Collection Period ([    ] through [    ]) from borrowers will be deposited in the Servicer’s Servicing Account as received and will include scheduled principal payments due during the related Collection Period and interest accrued on the ending scheduled balance from the prior Collection Period.

[ ] through [ ]	Prepayment Period:

Principal prepayments received by the Servicer during the related Prepayment Period ([    ] through [    ]) will be deposited into such Servicer’s Servicing Account for remittance to the [    ] on the Servicer Remittance Date.

[month and day]	Servicer Remittance Date:

The Servicer will remit collections and recoveries in respect of the Mortgage Loans to the [    ] for deposit into the Collection Account on or prior to the [    ] day of each month (or if the 1[    ] day is not a Business Day, the [    ] Business Day), as specified in the Servicing Agreement.

[month and day]	[Master Servicer Remittance Date:]

[    ] Business Days immediately before the Distribution Date, the Master Servicer will remit to the [Securities Administrator][Trustee] amounts on deposit in the Collection Account for deposit into the [    ] Account, including any Advances made by the Servicer [or the Master Servicer] for that Distribution Date.

[month and day]	Record Date:	Distributions will be made to Certificateholders of record for all classes as of the Business Day [ ] the related Distribution Date.
[month and day]	Deposit Date:	On [ ], the [Securities Administrator][Master Servicer] will remit to the Trustee amounts on deposit in the [ ] Account for deposit into the Certificate Account.
[month and day]	Distribution Date:

On the [    ] day of each month (or if the [    ] day is not a Business Day, the next Business Day), the Trustee will make distributions to Certificateholders from amounts on deposit in the Certificate Account and the [Supplemental Interest Trust Account].

Succeeding months follow the same pattern.

Mortgage Loan Servicing

General

The Servicer will have primary responsibility for servicing the Mortgage Loans as described under “Administration of the Trust Fund—Servicing Responsibilities” above. Each of the Trustee, the Master Servicer [and the NIMS Insurer] are either parties or third party beneficiaries under the Servicing Agreement and can enforce the rights of the Seller thereunder. See “Servicing of Loans” in the prospectus.

Under the Servicing Agreement, the [Master Servicer][Trustee] has the authority to terminate the Servicer for certain events of default which indicate that either the Servicer is not performing, or is unable to perform, its duties and obligations under the related Servicing Agreement. If the [Master Servicer][Trustee] terminates the Servicer, the [Master Servicer][Trustee] will be required to appoint a successor servicer as provided in the Trust Agreement. Notwithstanding anything to the contrary in the prospectus, the [Master Servicer][Trustee] will not be ultimately responsible for the performance of the servicing activities by the Servicer, except as described under “—Advances” below.

In addition, under the Servicing Agreement, the Seller has the right to terminate the Servicer, without cause, upon [    ] notice, subject to certain conditions set forth in the Servicing Agreement, including payment of unreimbursed or unpaid Advances, servicing advances, Servicing Fees and applicable expenses of the Servicer in connection with the transfer of the Mortgage Loans to a successor servicer, [and payment of a termination fee which shall be payable by the Seller from its own funds and not reimbursable from the Trust Fund]. Any such termination without cause requires the consent of the Master Servicer, the Trustee [and the NIMS Insurer] and receipt of confirmation from the Rating Agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then current ratings of any of the Certificates. The Seller, with the prior written consent of the Master Servicer [and NIMS Insurer], may also terminate the Servicer if losses or delinquencies on the Mortgage Loans exceed certain trigger levels specified in the Servicing Agreement. No termination fee is paid to the terminated Servicer under such special termination events, but the Servicer will be reimbursed for unpaid Advances, servicing advances and Servicing Fees.

Any successor servicer must be qualified to service mortgage loans for Freddie Mac or Fannie Mae and must have a net worth of not less than $25,000,000.

Servicing Accounts and the Collection Account

The Servicer will establish and maintain a segregated Servicing Account in the name of the Trustee into which the Servicer will deposit payments on account of interest and principal for the related Mortgage Loans, less its Servicing Fee, as described under “Servicing of Loans—Deposits to and Withdrawal from the Collection Account” and “—Servicing Accounts” in the prospectus.  On the Servicer Remittance Date, the Servicer will remit the amounts on deposit in its Servicing Account to the [Master Servicer][Trustee] for deposit into the [    ] Account, which is maintained by [    ]. The Servicer and [    ] are entitled to reimburse themselves from the related Servicing Account or [    ] Account, as applicable, for any Advances made and expenses incurred, as described below under “—Servicing Compensation and Payment of Expenses” and “—Advances.” The Servicing Accounts and the [    ] Account will consist solely of amounts relating to the Mortgage Loans, and amounts on deposit therein will not be commingled with any other funds not related to the Trust Fund.

Reserve Accounts

Certain of the Mortgage Loans may require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including repairs to the Mortgaged Property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies.  In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit.  These amounts may be held in a custodial account by the applicable Servicer or an agent.  The loan documents will generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

Such amounts may not continue to be escrowed in the future.  In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease.  Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events.  In the event of default by a borrower, amounts in a related reserve account may generally be applied to pay amounts owed on the related Mortgage Loan.

Servicing Compensation and Payment of Expenses

The Master Servicer will be entitled to retain, as its fee, [   ], and will be entitled to reimbursement for expenses and certain other amounts prior to distribution of any amounts to Certificateholders in accordance with the Trust Agreement.

The Servicer will be paid a monthly fee (the “Servicing Fee”) equal to the product of $[   ] and the number of Mortgage Loans outstanding at the start of the related Collection Period.  The Servicer will also be entitled to receive, to the extent provided in the Servicing Agreement, additional compensation, in the form of any interest or other income earned on funds it has deposited in a custodial account pending remittance to the Master Servicer.

The Servicing Fee and other servicing compensation, together with certain amounts reimbursable to the Servicer under the Servicing Agreement, will be paid to the Servicer each month before any amounts are paid to Certificateholders.

Collections

The Servicer will be required to diligently attempt to collect amounts due under the Mortgage Loans and, with respect to defaulted loans, to take such actions as are consistent with generally accepted servicing practices for collection of such amounts.  Such actions may include negotiating agreements with borrowers and initiating legal action, including foreclosure proceedings.

The Servicer will be required to remit to the Master Servicer, for deposit into a segregated account maintained by the Master Servicer for the benefit of Certificateholders (the “Collection Account”), all amounts (other than amounts due the Servicer and except as noted below) collected or recovered in respect of the Mortgage Loans during the related Collection Period, including payments made by borrowers at maturity, prepayments, proceeds of liquidation or condemnation of Mortgaged Properties, and proceeds of certain insurance policies to the extent provided in the Servicing Agreement.  Such remittance will occur on [   ] in the case of the first Distribution Date, and in each month thereafter, beginning in [   ], on the [tenth] calendar day (or, if such tenth day is not a Business Day, the immediately preceding Business Day) of such month.  To the extent that any Additional Amount is not transferred to the Trust, [   ], as Servicer, will be obligated to remit the applicable proportionate share of any collections with respect to the related Mortgage Loan to the owner of such Additional Amount.

The [Trustee] [Securities Administrator] will establish and maintain the Certificate Account for the benefit of the Certificateholders into which amounts released from the Collection Account by the Master Servicer will be deposited and from which distributions to Certificateholders will be made.

Servicing Advances

The Servicer will be required to advance its own funds to the extent necessary to enforce the rights of the Trust and the Trustee under each Mortgage Loan and to preserve and protect the Mortgaged Property.  The Servicer will, if necessary to collect amounts due under a Mortgage Loan, initiate enforcement or judicial proceedings, including foreclosure, and may retain legal counsel.  The Servicer will manage the sale of foreclosed property, ensure that taxes, insurance premiums and other such amounts are paid and ensure that necessary repairs to and maintenance of the Mortgaged Properties are performed.  Such expenditures made by the Servicer will constitute “Servicing Advances,” and will be added to the Outstanding Amount of the related Mortgage Loan.  If the amount of any such Servicing Advance exceeds the maximum amount scheduled to be advanced under the Principal Limit under a Mortgage Loan, such Servicing Advance will constitute a default by the borrower and will entitle the Servicer to initiate foreclosure proceedings.

Future Advances under the Mortgage Loans

Any successor Servicer under the Servicing Agreement, including the Master Servicer, will be required to assume the predecessor Servicer’s obligation to make Advances required under the terms of the Mortgage Loans.  [   ] will be obligated to purchase Additional Amounts from the successor Servicer to the same extent as it is obligated to purchase such amounts from [   ] under the related mortgage loan purchase agreement.  Any Additional Amounts will be conveyed to the Trust as described herein.

Collection of Taxes, Assessments and Similar Items

The Servicer will not maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans.  The Servicer will be required to monitor the payment of such items by the borrowers and take such steps as are necessary to ensure that insurance premiums and delinquent taxes are paid, including, if necessary, making Servicing Advances with respect to delinquencies in insurance or tax payments.

Insurance Coverage

The [Master Servicer] [Trustee] and the Servicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

The Servicing Agreement will provide that the Servicer will certify to the Depositor, the Trustee [and the Master Servicer] that all information prepared by it and provided to the[Master Servicer] [Trustee] relating to the Mortgage Loans serviced by the Servicer is accurate and complete in all material respects as of the last day of the period covered by that report and that generally the Servicer is in compliance with its obligations to report to the Master Servicer and is in compliance with its obligations under the Servicing Agreement. [The Trust Agreement will provide that each year the Master Servicer will certify to the [Securities Administrator][Trustee] that for the prior calendar year, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under the Trust Agreement in all material respects throughout that year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to the Master Servicer and the nature and status thereof, and the Master Servicer has received from the Servicer an annual certificate of compliance and a copy of that Servicer’s annual audit report, in each case to the extent required under the Servicing Agreement, or, if any such certificate or report has not been received by the Master Servicer, the Master Servicer is using its best reasonable efforts to obtain such certificate or report.]

[The Trust Agreement will also provide that each year during which the Master Servicer directly services any of the Mortgage Loans, as servicer, a firm of independent accountants will furnish a statement to the Trustee and the NIMS Insurer to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the Mortgage Loans by the Master Servicer acceptable to the NIMS Insurer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Trust Agreement, except for (1) exceptions as the firm believes to be immaterial and (2) any other exceptions set forth in such statement.]

[Master Servicer Default;] Servicer Default

[If the Master Servicer is in default in its obligations under the Trust Agreement, the Trustee may, and must if directed to do so by the NIMS Insurer or by Certificateholders having more than 50% of the Voting Rights applicable to each class of Certificates affected thereby, terminate the Master Servicer. In such event, the Securities Administrator, pursuant to the terms of the Trust Agreement, will either assume the duties of Master Servicer or the Trustee will appoint a successor master servicer in accordance with the standards set forth in the Trust Agreement.]

If the Servicer is in default in its obligations under the Servicing Agreement, the [Master Servicer] [Trustee] may, at its option, terminate the defaulting Servicer and either appoint a successor servicer in accordance with the applicable Servicing Agreement and the Trust Agreement, or succeed to the responsibilities of the terminated Servicer.

Amendment of the Servicing Agreement

The Servicing Agreement may generally be amended, without notice to or consent of the Certificateholders, with the written consent of [the Master Servicer,] the Seller, the Servicer and the Trustee; provided, that the party requesting such amendment must, at its own expense, provide the Trustee, [the Master Servicer] and the Seller with an opinion of independent counsel that the amendment will not materially adversely affect the interest of the Certificateholders [or holders of the NIM Securities]. Any amendment pursuant to the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Certificates.

Custody of the Mortgage Files

The Servicer will generally not have responsibility for custody of the Mortgage Loan documents described under “The Trust Agreement—Assignment of Mortgage Loans” below. These documents are generally required to be delivered to the applicable Custodian. Each Custodian will hold the related Mortgage Loan documents on behalf of the Trustee pursuant to a Custodial Agreement between that Custodian and the Trustee. The Mortgage Loan documents related to a Mortgage Loan will be held together in an individual file separate from other mortgage loan files held by that Custodian. Each Custodian will maintain the Mortgage Loan documents in a fireproof facility intended for the safekeeping of mortgage loan files. The Custodian will be paid the fees as described under “Fees and Expenses of the Trust Fund” herein.

[Pledge of Servicing Rights

The Servicing Agreement permits the Servicer to obtain financing by means of a pledge and assignment of their rights to reimbursement for outstanding Advances and other rights under the Servicing Agreement to one or more lenders. To the extent provided under any such financing arrangement, upon default by the Servicer, the lender may appoint a successor servicer; provided, such successor servicer meets all existing requirements for appointment of a successor servicer under the related Servicing Agreement and the Trust Agreement. See “—General” above.]

The Trust Agreement

General

The Certificates will be issued pursuant to the Trust Agreement. [The NIMS Insurer will be a third party beneficiary to the Trust Agreement and as such will have certain rights under the Trust Agreement for so long as the NIM Securities are outstanding or the NIMS Insurer is owed any amounts in connection with its guaranty of the NIM Securities.] Reference is made to the prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Trust Agreement and the Offered Certificates.

Offered Certificates in certificated form will be transferable at the Corporate Trust Office of the Trustee, which will serve as certificate registrar and paying agent. The [    ] will provide to a prospective or actual Certificateholder, without charge, upon written request, an electronic copy (without exhibits) of the Trust Agreement, upon request to [    ].

The Issuing Entity

On the Closing Date, and until the termination of the Trust Fund pursuant to the Trust Agreement, [    ] will be a common law trust formed under the laws of the State of New York. The Issuing Entity will be created under the Trust Agreement by the Depositor and its assets will consist of the Trust Fund. On the Closing Date, the Sponsor will make an initial deposit of $1,000 into the [Basis Risk Reserve Fund] on behalf of the Issuing Entity. The Issuing Entity will not have any liabilities as of the Closing Date, other than as provided in the Trust Agreement. The fiscal year end of the Issuing Entity will be December 31 of each year.

[On the Closing Date, the Supplemental Interest Trust will be created under the Trust Agreement by the Depositor, and its assets will consist of the [Swap] Agreement and such assets as from time to time deposited in the Supplemental Interest Trust Account. The Supplemental Interest Trust will be a common law trust formed under the laws of the State of New York. On the Closing Date, the Sponsor will make an initial deposit of $1,000 into the Supplemental Interest Trust Account on behalf of the Supplemental Interest Trust. All assets of the Supplemental Interest Trust are payable under the Trust Agreement to the Trust Fund. See “Description of the Certificates—Supplemental Interest Trust.”]

The Issuing Entity will not have any employees, officers or directors. The Trustee, the Depositor, [the Securities Administrator,] [the Master Servicer,] the Servicer and the Custodians will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Trust Agreement, the Sale and Assignment Agreement, the Servicing Agreement and the Custodial Agreements. See “The Master Servicer,” “The Servicer,” “Mortgage Loan Servicing” and “The Trust Agreement.”

The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically provided in the Trust Agreement. Under the Trust Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Trust Agreement, borrow money on behalf of the Trust Fund or make loans from the assets of the Trust Fund to any person or entity, without the amendment of the Trust Agreement by Certificateholders and the other parties thereto as described under “—Certain Matters Under the Trust Agreement—Amendment of the Trust Agreement.”

If the assets of the Trust Fund are insufficient to pay the Certificateholders all principal and interest owed, holders of some or all classes of Certificateholders will not receive all of their expected payments of interest and principal and will suffer a loss. The risk of loss to holders of Subordinate Certificates is greater than to holders of Senior Certificates. See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement and Other Support” in this prospectus supplement. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of a bankruptcy of the Sponsor, the Depositor or any Originator, it is not anticipated that the Trust Fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

The Trustee

The Trustee will be [    ], a [    ].  [The Trustee has acted as trustee for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the Mortgage Loans during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Trustee performed [    ].]

The Trustee’s functions, duties and responsibilities are described under “—Certain Matters Under the Trust Agreement—Duties of the Trustee” below. As compensation for its services, the Trustee will be paid [    ], as set forth under “Fees and Expenses of the Trust Fund.”

For a description of the limitations on the Trustee’s liability and any indemnification provisions that entitle the Trustee to be indemnified from the cashflow that otherwise would be used to pay the Certificates, see “—Certain Matters Under the Trust Agreement—Duties of the Trustee” below.

[If multiple trustees are involved in transaction, state each trustee’s name and form of organization. A description of each trustee’s functions, duties, responsibilities, limitations on liability and indemnification provisions to be provided as applicable.]

[The Securities Administrator

The Securities Administrator will be [    ], a [    ].  [The Securities Administrator has acted as securities administrator for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the Mortgage Loans during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Securities Administrator performed [    ].]

The Securities Administrator will be [    ], a [    ].

The Securities Administrator will be responsible under the Trust Agreement for [    ] and [    ]. The Securities Administrator will prepare the distribution date statements and [    ]. The Securities Administrator will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information. The Securities Administrator is entitled to the compensation described under “Fees and Expenses of the Trust Fund.”]

Assignment of Mortgage Loans

The Mortgage Loans will be assigned by the Depositor to the Trustee, together with all principal and interest received with respect to such Mortgage Loans on and after the Cut-off Date (other than Scheduled Payments due on that date). The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates.  Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date, the Servicer and the Custodian of the mortgage file, whether the Mortgage Loan is covered by an LPMI Policy and the applicable Prepayment Premium provisions, if any.

As to each Mortgage Loan, the documents described in the prospectus under “The Agreements—Assignment of Primary Assets” are generally required to be delivered to the applicable Custodian on behalf of the Trustee in accordance with the Trust Agreement.   [Describe any exceptions.]

Each transfer of the Mortgage Loans from the Seller to the Depositor and from the Depositor to the Trustee will be intended to be a sale of the Mortgage Loans and will be reflected as such in the Sale and Assignment Agreement and the Trust Agreement, respectively. However, in the event of insolvency of either the Seller or the Depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the Mortgage Loans by the insolvent party as a financing secured by a pledge of the Mortgage Loans. In the event that a court were to recharacterize the sale of the Mortgage Loans by either the Seller or the Depositor as a financing, each of the Depositor, as transferee of the Mortgage Loans from the Seller, and the Trustee will have a security interest in the Mortgage Loans transferred to it.  The Trustee’s security interest will be perfected by delivery of the mortgage notes to the applicable Custodian on behalf of the Trustee.

Representations and Warranties

The Mortgage Loans were [purchased pursuant to various Sale Agreements by the Seller directly from the Transferor] [are originated by [affiliates of] LBH].

[Pursuant to the terms of the Sale Agreement, the Transferor has made to the Seller, as direct purchaser or assignee, as of the Sale Date certain representations and warranties concerning the Transferred Mortgage Loans that generally include representations and warranties similar to those summarized in the prospectus under the heading “Loan Underwriting Procedures and Standards—Representations and Warranties.”  The Seller’s rights under the Sale Agreement will be assigned by the Seller to the Depositor pursuant to the Sale and Assignment Agreement and, in turn, assigned by the Depositor to the Trustee for the benefit of holders of the Certificates pursuant to the Trust Agreement.]

In addition to the representations and warranties summarized in the prospectus under the heading “Loan Underwriting Procedures and Standards—Representations and Warranties,” the Transferor has also made the following representations and warranties:  [List any Mortgage Loan representations and warranties which are material and are not listed in the prospectus.]

Within the period of time specified in the Trust Agreement following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the Mortgage Loan, or receipt of notice of such breach, the applicable Transferor or the Seller will be obligated either to (1) cure such breach, (2) repurchase the affected Mortgage Loan from the Trust Fund for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus any costs and damages incurred by the trust fund in connection with any violation of any anti-predatory or anti-abusive lending laws or (3) in the circumstances described in the prospectus under “The Agreements—Repurchase and Substitution of Non-Conforming Loans,” substitute a Qualifying Substitute Mortgage Loan.

[In addition, pursuant to the Sale and Assignment Agreement, with respect to any Transferred Mortgage Loans, the Seller will make to the Depositor (and the Depositor will assign to the Trustee for the benefit of holders of the Certificates) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the Mortgage Loans between the applicable Sale Date and the Closing Date.  In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by the applicable Transferor as described above, the Seller will be obligated in the same manner as the Transferor to cure such breach or repurchase the affected Mortgage Loan from the Trust Fund, as described above. However, the Seller will have no obligation to cure a breach or repurchase or replace a Transferred Mortgage Loan if the relevant breach constitutes a breach of a representation or warranty made by the related Transferor under the related Sale Agreement and such Transferor fails to fulfill its obligations. Notwithstanding the foregoing, the Seller will represent in the Sale and Assignment Agreement with respect to any Transferred Mortgage Loans in the event of a breach of those representations set forth in clauses ([    ]) and ([    ]) of the immediately preceding paragraph, the Seller will be directly obligated to cure such breach or repurchase or replace the affected Mortgage Loan.]

To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased or replaced by the applicable Transferor or the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of the Certificates, in particular the [    ] Certificates, may incur a loss.

Certain Matters Under the Trust Agreement

Duties of the Trustee.  The Trustee will serve as paying agent and certificate registrar. The Trustee will make payments to Certificateholders based solely on the Distribution Date statements prepared by the [Master Servicer] [Securities Administrator]. The Trustee will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information.

The Trustee will be required to perform only those duties specifically required of it under the Trust Agreement unless an Event of Default has occurred, in which case the Trustee may take such additional actions as described below under “—Events of Default under the Trust Agreement.” Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they are in the form required by the Trust Agreement; however, the Trustee will not be responsible for the accuracy or content of any documents furnished to the Trustee by the [    ] or any other party.

The Trustee will not have any liability arising out of or in connection with the Trust Agreement, except that the Trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in an Event of Default, and the Trustee will not be deemed to have notice of any Event of Default unless an officer of the Trustee has actual knowledge of the Event of Default or written notice of an Event of Default is received by the Trustee at its Corporate Trust Office. See “—Events of Default under the Trust Agreement” below. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

The Trustee will have no duties under the Trust Agreement with respect to any claim or notice it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan under the Trust Agreement; however, the Trustee will remit to [    ] any claim or notice it may receive which is delivered to the Corporate Trust Office and which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property. None of the provisions in the Trust Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the [Master] Servicer. The Trustee will not be responsible for any act or omission of the [Master Servicer,] [the Securities Administrator,] the Depositor or any other party.

The Trustee will not be responsible for (a) any recording or filing of any agreement or of any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing which may have been made, or the validity, priority, perfection or sufficiency of the security for the Certificates, (b) the payment of any insurance related to the Certificates or the Mortgage Loans or (c) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund, other than from funds available in any Trust Account. The Trustee is not responsible for the validity of the Trust Agreement, the Swap Agreement or the Certificates or the validity, priority, perfection or sufficiency of the security for the Certificates.

Events of Default Under the Trust Agreement.  An Event of Default under the Trust Agreement will generally consist of:

•

[list events of default under the Trust Agreement]

So long as an Event of Default remains unremedied under the Trust Agreement, the Trustee may terminate the Master Servicer, whereupon [    ], unless a successor master servicer is appointed, will succeed to all responsibilities, duties and liabilities of the Master Servicer under the Trust Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable Servicing Fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Trust Agreement. In the event that [    ] is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor Master Servicer.

During the continuance of an Event of Default under the Trust Agreement, the Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders, and Certificateholders evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the Trustee. Also, the Trustee may decline to follow the direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

No Certificateholder, solely by virtue of that holder’s status as a Certificateholder, will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless that Certificateholder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby have made a written request upon the Trustee to institute a proceeding in its own name as Trustee thereunder, and have offered to the Trustee reasonable indemnity, and the Trustee for the number of days specified in the Trust Agreement has neglected or refused to institute such a proceeding.

Expenses and Indemnities of the Trustee.  The Trustee will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with the Trust Agreement, except for expenses, disbursements and advances incurred by the Trustee in the routine administration of its duties under the Trust Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The Trustee will also be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the Trust Agreement or in connection with the performance of its duties under the Trust Agreement, the Swap Agreement, the Sale and Assignment Agreement, any Sale Agreement, any Servicing Agreement or any Custodial Agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the Trust Agreement.

The Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from the Available Distribution Amount, prior to distribution of any amounts to Certificateholders, provided that such reimbursable amounts will not exceed $[    ] in the aggregate per year from the Closing Date to the first anniversary of the Closing Date and each for each subsequent anniversary year thereafter. The Trustee will be entitled to reimbursement for its expenses and indemnification amounts in excess of $[    ] in each anniversary year from the aggregate of any Available Distribution Amount remaining after application of any Current Interest and Carryforward Interest and [    ], as described under “Description of the Certificates—Distributions of Interest—Interest Distribution Priorities.”

Resignation of Trustee.  The Trustee may, upon written notice to the Depositor, the Master Servicer [and the Securities Administrator], resign at any time, in which event the Depositor will appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after the Trustee’s notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

The Trustee may be removed at any time by the Depositor if (a) the Trustee ceases to be eligible to continue to act as trustee under the Trust Agreement, (b) the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee is appointed, (c) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located or (d) the continued use of the Trustee would result in a downgrading of the rating by any Rating Agency of any Class of Certificates. In addition, the Trustee may be removed at any time by holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates upon 30 days’ written notice to the Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee, whereupon the predecessor trustee will mail notice of the succession of the successor trustee to all Certificateholders; the expenses of the mailing are to be borne by the predecessor trustee. The predecessor trustee will be required to assign to the successor trustee its interest under all Mortgage Loan files, and will be required to assign and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect that transfer. In addition, the Master Servicer and the predecessor trustee will be required to execute and deliver such other instruments and do such other things as may reasonably be required to vest in the successor trustee all such rights, powers, duties and obligations.

Amendment of the Trust Agreement.  The Trust Agreement may be amended by the parties to the Trust Agreement, without notice to or consent of the Certificateholders:

(1)

to cure any ambiguity;

(2)

to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

(3)

to add any other provisions with respect to matters or questions arising under the Trust Agreement; or

(4)

to comply with any requirements imposed by the Code;

provided, that (a) no such amendment may adversely affect the status of any REMIC and (b) any amendment under clause (3) above must not adversely affect in any material respect the interests of any Certificateholders. Any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Certificates.

The Trust Agreement may also be amended by the parties to the Trust Agreement with the consent of the Certificateholders of not less than 66% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no amendment may reduce the amount or delay the timing of payments on any Certificate without the consent of the holder of such Certificate, or reduce the percentage required to consent to the amendment, without the consent of Certificateholders of 100% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected by the amendment.

Reports to Certificateholders

The [Securities Administrator][Master Servicer] will prepare and, in the manner described under “Additional Information” above, will make available to each Certificateholder on each Distribution Date, or as soon thereafter as is practicable, a report setting forth the following information (on the basis of Mortgage Loan level information obtained from the Servicer):

[(1)

the aggregate amount of the distribution to be made on that Distribution Date to each class of Certificates, to the extent applicable, allocable to principal on the Mortgage Loans, including Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled and unscheduled principal payments;]

[(2)

the aggregate amount of the distribution to be made on that Distribution Date to each class of Certificates allocable to interest and the calculation thereof;]

[(3)

the amount, if any, of any distribution to the [    ] Certificates;]

[(4)

(A) the aggregate amount of any Advances and Servicing Advances required to be made by or on behalf of a Servicer (or the Master Servicer) with respect to that Distribution Date, (B) the aggregate amount of such Advances actually made, and (C) the amount, if any, by which (A) above exceeds (B) above;]

[(5)

by Mortgage Pool and in the aggregate, the total number of Mortgage Loans and the aggregate Outstanding Amount of all the Mortgage Loans as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under item (1) above;]

[(6)

the Class Principal Amount of each class of Certificates, to the extent applicable, as of that Distribution Date after giving effect to payments allocated to principal reported under item (1) above, separately identifying any reduction of any of the foregoing Certificate Principal Amounts due to Applied Loss Amounts;]

[(7)

by Mortgage Pool and in the aggregate, the amount of any Realized Losses incurred with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date;]

[(8)

the amount of the Servicing Fees, [Credit Risk Manager’s Fees,] [other fees] and [primary mortgage insurance premiums] paid during the Collection Period to which that distribution relates;]

[(10)

the aggregate Outstanding Amount of any Mortgage Loans in any Mortgage Pool with respect to which the related Mortgaged Property became a REO Property as of the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs;]

[(11)

with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each Deleted Loan, and of each Qualifying Substitute Mortgage Loan;]

[(12)

the aggregate outstanding Carryforward Interest and Deferred Amounts, if any, for each class of Certificates, after giving effect to the distribution made on that Distribution Date;]

[(13)

the Interest Rate applicable to that Distribution Date with respect to each class of Certificates;]

[(14)

with respect to [each] Mortgage Pool, the Available Distribution Amount applicable to that Distribution Date;]

[(15)

if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Certificate Account and the amounts actually distributed);]

[(16)

the level of LIBOR and any other applicable Indices for that Distribution Date;]

[(17)

the amount on deposit in the Funding Account;

[(18)

the amount of any Net Swap Payment to the Supplemental Interest Trust, any Net Swap Payment to the Swap Counterparty, any Swap Termination Payment to the Supplemental Interest Trust and any Swap Termination Payment to the Swap Counterparty;] and

[(19)

a statement as to whether any exchanges of Exchangeable Certificates have taken place since the preceding Distribution Date, and, if applicable, the names, certificate balances, including notional balances, certificate interest rates, and any interest and principal paid, including any shortfalls allocated, of any classes of certificates that were received by the Certificateholder as a result of such exchange.]

[If applicable, list contents of any other reports to Certificateholders.]

In addition, within 90 days after the end of each calendar year, the Trustee will prepare and make available to any person who at any time during the calendar year was a Certificateholder of record, a report summarizing the items provided to the Certificateholders pursuant to items ([    ]) and ([    ]) above on an annual basis as may be required to enable those Certificateholders to prepare their federal income tax returns. Such information shall also include the amount of OID accrued on each class of Certificates and information regarding the expenses of the Trust Fund furnished by the Master Servicer to the Trustee. The [Securities Administrator][Master Servicer] will provide the Trustee with such information as is necessary for the Trustee to prepare such reports (and the Trustee may rely solely upon such information).

Voting Rights

At all times [    ]% of all voting rights will be allocated among the holders of the [    ] Certificates as provided below. The portion of such voting rights allocated to the [    ] Certificates will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate principal balance of the Mortgage Loans. The remainder of such percentage portion of voting rights will be allocated to the [    ] Certificates. The holders of the [    ] Certificates will each be allocated [    ]% of the voting rights. The voting rights allocation to any class of Certificates will be allocated among all holders of each such class in proportion to the outstanding Certificate Principal Amount or Percentage Interest of such Certificates.

Yield, Prepayment and Weighted Average Life

General

The yields to maturity on the Offered Certificates will be affected by the rate of payments on the Mortgage Loans, which will depend in large part on the mobility, health and mortality of the borrowers.  See “Risk Factors” for a discussion of certain factors that may influence the rate and timing of Maturity Events.

The rate and timing of Maturity Events, and therefore the yields on and weighted average lives of the Certificates, may differ substantially from an investor’s expectation.

Because borrowers are not required to make any payments of principal or interest on the Mortgage Loans until maturity, the Mortgage Loans will generate enough cash to pay interest when due on the Certificates, and to pay sufficient principal on the Class [   ], Class [   ] and Class [   ] Certificates to reduce their respective Class Principal Amounts to zero or to the applicable Outstanding Amounts, as the case may be, only if Maturity Events occur with sufficient frequency and relative regularity.  See “Risk Factors.”

Holders of Certificates, particularly the Class [   ] Certificates, may incur losses if borrowers continue to occupy Mortgaged Properties longer than expected and the amounts owed on the Mortgage Loans at maturity exceed the value of the related Mortgaged Properties.  See “Risk Factors.”

[The yields to investors on the [Class [    ]] Certificates may be adversely affected by the Trust’s acquisition of Additional Mortgage Loans, which will reduce the amount and timing of [principal][interest][excess interest] distributions on these Certificates.]

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters, and there can be no assurance that material damage to any Mortgaged Property due to such causes has not occurred or will not occur.  Under a flow purchase, warranties and servicing agreement, [   ] has represented and warranted that each related Mortgaged Property was free of material damage as of the date [   ] transferred the related Mortgage Loan to Lehman Bank, and under a mortgage loan sale agreement, [   ] will represent and warrant that each related Mortgaged Property is free of material damage as of the Closing Date.  In the event of an uncured breach of such representation and warranty that materially and adversely affects the value of a Mortgage Loan, [   ] or Lehman Bank, as applicable (depending on whether the damage occurred prior to or after the Mortgage Loan was transferred from [   ] to Lehman Bank), will be required to repurchase the affected Mortgage Loan.  If any damage caused by flooding, storms, landslides, fires or earthquakes (or other cause) occurs after the Closing Date, neither [   ] nor Lehman Bank will have such obligation.  In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by flooding, landslides and earthquakes, and flood, landslide or earthquake insurance may not have been obtained with respect to such Mortgaged Properties.  Because the Mortgage Loans are nonrecourse loans as described herein, to the extent that a Mortgaged Property is damaged or destroyed by an uninsured cause, Certificateholders may incur losses.  To the extent that any insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, such proceeds will be used to prepay the related Mortgage Loans in whole or in part.  Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Certificates, and will reduce the yields on the Certificates to the extent they are purchased at a premium.

The Mortgage Loans generally will contain due-on-sale provisions permitting the Servicer to accelerate the maturity of a Mortgage Loan upon sale or certain transfers by the Borrower of the underlying mortgaged property.  In addition, the Mortgage Loans generally will contain provisions to accelerate the maturity of a Mortgage Loan upon the occurrence of a Maturity Event.  The Servicer will generally enforce any due-on-sale clause or acceleration upon the occurrence of a Maturity Event to the extent it has knowledge thereof.

[With respect to HECMs, [   ] has an option to purchase Assignable HECMs from the Trust.  [   ] has stated that its intent is to exercise such option with respect to each Assignable HECM at the earliest point at which such option may be exercised.  If, however, [   ] does not exercise this option with respect to any or all of the Assignable HECMs or delays in the exercise of such option beyond the first date any such Assignable HECM may be purchased by [   ], then payments to the Issuer in respect of such affected Assignable HECMs will be delayed until the earlier of (i) the date [   ] exercises such option with respect to such Assignable HECM and (ii) the date on which the final payment is received in respect of such HECM either after default by the related borrower and sale of the related REO property or upon the sale of the related mortgaged property by the borrower or its estate and receipt of any proceeds of FHA insurance thereof.

If the purchaser acquires a Certificate at a discount from its initial principal amount and calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than the rate of payment actually experienced on the related Mortgage Loans, the actual yield to maturity may be lower than that so calculated.  Conversely, if the purchaser acquires a Certificate at a premium and calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than the rate of payment actually experienced on the related Mortgage Loans, the actual yield to maturity may be lower than that so calculated.

[Subordination of the Class [      ] Certificates

On each Distribution Date, the holders of any higher ranking Class of Certificates will have a preferential right to receive amounts of interest and principal due to them on that Distribution Date before any distributions are made on any Class of Certificates subordinate to that Class. As a result, the yields to maturity and the aggregate amount of distributions on the Class [     ] Certificates will be more sensitive than the yields of higher ranking Certificates to the rate of delinquencies and defaults on the Mortgage Loans.

As more fully described herein, the principal portion of Realized Losses (other than Excess Losses) on the Mortgage Loans will be allocated first to the lower ranking Classes of Subordinate Certificates, then to the Class [    ] Certificates, then to the Class [    ] Certificates, and then to the Class [    ] Certificates, in that order, until the Class Certificate Principal Amount of each Class has been reduced to zero, before any Realized Losses will be allocated to the Senior Certificates. The interest portion of Realized Losses (other than Excess Losses) will reduce the amount available for distribution on the related Distribution Date to the lowest ranking Class or Classes of Certificates outstanding on that date.]

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a Certificate to the date of payment to the investor of each dollar paid in net reduction of principal of such Certificate (assuming no losses).  The weighted average lives of the Certificates will be influenced by, among other things, the rate at which payments on the related Mortgage Loans are received, which may be in the form of prepayments, payments by borrowers or borrowers’ estates at maturity, or liquidations.

Prepayments on mortgage loans are commonly measured relative to a [       ] prepayment standard or model. The model used in this prospectus supplement for the Mortgage Loans is [       ], which represents [       ].

[       ] does not purport to be either a historical description of the prepayment experience of the  mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust.

The tables set forth on Annex B-2 to this prospectus supplement were prepared based on the following modeling assumptions:

[Detailed list of all modeling assumptions to be provided.]

The performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth on the following pages, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows on the Certificates might behave under varying payment scenarios.  For example, it is not expected that the Mortgage Loans will pay at a constant rate or that all of the Mortgage Loans will mature and pay at the same rate, and there can be no assurance that borrowers will not continue to occupy the Mortgaged Properties (thus delaying the occurrence of Maturity Events) longer, perhaps significantly longer, than has been assumed for purposes of the following tables.  Any difference between such assumptions and the actual performance of the Mortgage Loans, including actual payment or loss experience, will cause the percentages of initial Class Principal Amount outstanding over time and the weighted average lives of the Certificates to differ (which difference could be material) from the corresponding information in the tables under the various percentages of the [   ] assumption specified therein.

Subject to the foregoing discussion and assumptions, the tables set forth on Annex B-2 hereto indicate the weighted average lives of the [    ] Certificates and set forth the percentages of the initial Class Principal Amounts of the [    ] Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of [       ].

The weighted average life of a [    ] Certificate is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the [    ] Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

Material Federal Income Tax Considerations

General

[An election will be made to treat the Trust Fund as a REMIC for federal income tax purposes. In the opinion of [McKee Nelson LLP] [Dechert LLP] [Heller Ehrman LLP], assuming compliance with all provisions of the Trust Agreement, for federal income tax purposes the Trust Fund will qualify as one or more REMICs pursuant to Section 860D of the Code, the Offered Certificates other than the Class R Certificate will be considered to be “regular interests” in a REMIC within the meaning of the Code, and the Class R Certificate will be considered to be the sole class of “residual interest” in each REMIC within the meaning of the Code. See “Material Federal Income Tax Considerations” in the Prospectus.

Although the matter is not free from doubt, the Depositor intends to report stated interest on the Offered Certificates as “qualified stated interest.”

The Offered Certificates may be issued with original issue discount for federal income tax purposes. See “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments” in the Prospectus. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be a rate equal to [   ]% [   ]. No representation is made that the Mortgage Loans will prepay at these rates or at any other rates. Original issue discount must be included in income as it accrues on a constant yield method, regardless or whether a holder receives concurrently the cash attributable to original issue discount.

[Residual Certificates

Special tax considerations apply to an investment in Residual Certificates. In certain circumstances, the method of taxation of Residual Certificates can produce a significantly less favorable after-tax return for beneficial owners of Residual Certificates than would be the case if (1) Residual Certificates were taxable as debt instruments or (2) no portion of the taxable income on a Residual Certificate in each period were treated as “excess inclusion” income.  See “Material Federal Income Tax Considerations — REMIC Residual Certificates” in the Prospectus.

Residual Certificates may not be transferred, sold, pledged or otherwise assigned unless, prior to the transfer, the proposed transferee delivers to the Trustee an affidavit certifying that the transferee is not a Disqualified Organization and is not purchasing a Residual Certificate on behalf of a Disqualified Organization and certifying as to any matters as may be necessary to verify that no significant purpose of the transfer is to impede the assessment or collection of tax, including the ability of the transferee to pay applicable taxes. In addition, Residual Certificates may not be held by a nominee. Each proposed transferee must also sign a transferee letter which, in the case of a transfer to or from a Foreign Person, generally would require furnishing evidence that the transfer would be respected for federal income tax purposes.]

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Considerations” in the Prospectus.]

Legal Investment Considerations

[The Offered Certificates will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Offered Certificates.]

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors are encouraged to consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by them.  See “Legal Investment Considerations” in the Prospectus.

Use of Proceeds

The net proceeds from the sale of the Offered Certificates will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Mortgage Loans [and the repayment of any financing][and the funding of the Pre-Funding Amount]. The Mortgage Loans will be acquired by the Depositor from the Seller in a privately negotiated transaction.

ERISA Considerations

A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code should carefully review with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See “ERISA Considerations” in the accompanying Prospectus.

Underwriting

Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter(s), the Depositor has agreed to sell to the Underwriter(s), and the Underwriter(s) [has/have] agreed to purchase from the Depositor, all of the Offered Certificates [as expressed as a portion of Class Principal Amount or Class Notional Amount, as applicable, as set forth below].

[The allocation among the Underwriter(s) to be provided.]

The distribution of the Offered Certificates by the Underwriter(s) will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter(s) may effect the transactions by selling the Certificates to or through dealers, and the dealers may receive from the Underwriter(s), for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter(s) and any dealers that participate with the Underwriter(s) in the distribution of the Certificates may be deemed to be an Underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Act. The Underwriting Agreement provides that the Depositor will indemnify the Underwriter(s) against certain civil liabilities, including liabilities under the Act.

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[    ].

[         ] has entered into an agreement with the Depositor to purchase the Class [     ] Certificates simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

Lehman Brothers Inc. is an affiliate of the Depositor, [the Seller,] [one of the Servicers] [and the Master Servicer].

Legal Matters

Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter by [McKee Nelson LLP, Washington, D.C.] [Dechert LLP, New York, New York] [Heller Ehrman LLP, Seattle, Washington].

Ratings

It is a condition to the issuance of the Offered Certificates that they have the applicable rating or ratings by [    ], [    ] and [    ] indicated under “Initial Certificate Ratings” in the table on page S-1.

The ratings of “AAA” and “Aaa” are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Offered Certificates of distributions in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Offered Certificates. The ratings do not take into consideration any of the tax aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments.

There will be no arrangements to have the ratings monitored while the Certificates are outstanding.

The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than those described above; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies described above.

Glossary of Defined Terms

Accrual Period	For each class of [ ] and each Distribution Date, the period beginning on [ ] and ending on [ ].
Additional Amounts	The meaning set forth in “Description of the Mortgage Loan Pool—Future Advances on the Mortgage Loans” in this prospectus supplement.
[Additional Mortgage Loans	Any additional Mortgage Loans to be added to the Trust Fund during the Revolving Period, as described under “Acquisition by the Trustee of Additional Mortgage Loans.”]
Adjustable Rate Mortgage Loans

Mortgage Loans for which the related mortgage note provides for adjustment of the applicable Mortgage Rate, as described under [“Description of the Mortgage Pool—Adjustable Rate Mortgage Loans” and “—The Indices.”]

Adjustment Date	With regard to the Adjustable Rate Mortgage Loans, each date on which the related Mortgage Rate is adjusted in accordance with the terms of the related mortgage note.
Advance	The meaning set forth in “Description of the Mortgage Loan Pool—Future Advances under the Mortgage Loans” in this prospectus supplement.
Applied Loss Amount

For any Distribution Date, after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Collection Period and distributions of principal on such Distribution Date, the amount by which the [    ] exceeds [     ].

Assignable HECMs

Any HECM (i) the Outstanding Amount of which is 98% or more of the related Maximum Claim Amount, (ii) that is in default and as to which a claim may be made on the FHA insurance for such HECM or (iii) that the related borrower has requested to be assigned to HUD in accordance with applicable law, rule or regulation.

Available Distribution Amount

With respect to each Distribution Date, (a) the sum of (1) all payments and recoveries in respect of the Mortgage Loans received during the related Collection Period, less the Servicing Fee (and any fee payable to a successor master servicer, as described herein), (2) the purchase price of any Mortgage Loan that was repurchased from the Trust during the related Collection Period and (3) any Excess Funding Amount (as defined herein) for such date withdrawn from the Funding Account, as reduced by (b) any amounts payable or reimbursable to the Trustee, [the Securities Administrator,] the Master Servicer, the Servicer or any Custodian in respect of reimbursement for expenses or indemnification (to the extent provided in the Trust Agreement).

BBA	The British Bankers’ Association.
Beneficial Owner	Any person acquiring an interest in a Book-Entry Certificate.
Book-Entry Certificates	The Certificates, other than any Definitive Certificate.
Business Day	Generally any day other than a Saturday or Sunday or a day on which banks in [ ] are closed.
Cap Contract	A limited recourse notional principal contract.
Carryforward Interest	For any class of [ ] and any Distribution Date, the sum of [ ].
Certificate Account	A certificate account maintained by [ ]on behalf of the Certificateholders.
Certificate Principal Amount

For any [     ] as of any Distribution Date, its initial Certificate Principal Amount as of the Closing Date, as reduced by all amounts previously distributed on that Certificate in respect of principal prior to such Distribution Date.

Certificateholder	Any person acquiring a beneficial ownership interest in any Certificate.
Certificates	The [ ].
Class [ ] Interest Shortfall Draw	The meaning set forth in “Description of the Mortgage Loan Pool—The Funding Account” in this prospectus supplement.
Class Principal Amount	For any class of [ ], the aggregate of the Certificate Principal Amounts of all certificates of that class.
Clearstream Luxembourg	Clearstream Banking Luxembourg.
Clearstream Luxembourg Participants	Participating organizations that utilize the services of Clearstream Luxembourg.
Closing Date	[ ]
Code	The Internal Revenue Code of 1986, as amended.
Collection Account	The collection account maintained by the Master Servicer established in the name of the Trustee and for the benefit of the Certificateholders.
Collection Period

For any Distribution Date, the [      ] period beginning on the [      ] day of the [      ] month immediately preceding the month in which such Distribution Date occurs and ending on the [      ] day of the month in which such Distribution Date occurs.

Current Interest	For any class of [ ] and any Distribution Date, the aggregate amount of interest accrued at the applicable Interest Rate during the [ ].
Current Loan-to-Value Ratio	The meaning set forth in “Description of the Mortgage Loan Pool—General” in this prospectus supplement.
Custodial Agreements	The custodial agreements, each between [ ] and [ ].
Custodians	On the Closing Date [ ], each in [its] capacity as a custodian, or any successor thereto.
Cut-off Date	[ ]
Cut-off Date Balance	The Outstanding Amount of the Mortgage Loans as of the Cut-off Date.
Deferred Amount	For each Distribution Date and for each class [ ], the amount by which [ ].
Definitive Certificate	A physical certificate representing any Certificate.
Deposit Date	The Business Day immediately preceding each Distribution Date.
Designated Telerate Page

The Moneyline Telerate Service page 3750, or such other page as may replace page 3750, or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars.

Distribution Date	[ ]
DTC	The Depository Trust Company.
ERISA	The Employee Retirement Income Security Act of 1974, as amended.
ERISA Restricted Offered Certificate	An Offered Certificate which does not have a rating of BBB- or above or Baa3 or above at the time of its acquisition by a Plan.
Euroclear	The Euroclear System.
Euroclear Participants	Participating organizations that utilize the services of Euroclear.
Excess Funding Amount	The meaning set forth in “Description of the Mortgage Loan Pool—The Funding Account” in this prospectus supplement.
FHA

The Federal Housing Administration, which is a subdivision of HUD, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

FHA Regulations

The FHA Single Family/Federal Housing Administration (24 C.F.R. 200 to 299)/Subchapter B:  Mortgage and Loan Insurance Programs Under National Housing Act and Other Authorities/Part 206:  Home Equity Conversion Mortgage Insurance, as amended from time to time.

Funding Account	The meaning set forth in “Description of the Mortgage Loan Pool—The Funding Account” in this prospectus supplement.
Funding Account Deposit	The meaning set forth in “Description of the Mortgage Loan Pool—The Funding Account” in this prospectus supplement.
Global Securities	The globally offered Certificates.
Gross Margin	For Adjustable Rate Mortgage Loans, the interest rate margin specified in the related mortgage note.
HECM	A Mortgage Loan under the FHA’s Home Equity Conversion Mortgage program administered by the FHA, which is part of HUD, and eligible for reimbursement thereunder.
HUD

The United States Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA mortgage insurance.

Index	The index applicable to any Adjustable Rate Mortgage Loan, based on [Six-Month LIBOR] or [One-Year CMT].
Initial Cap

For any Adjustable Rate Mortgage Loan, a fixed percentage specified in the related mortgage note beyond which the related Mortgage Rate generally will not increase or decrease on the first Adjustment Date.

Initial Optional Termination Date	The meaning set forth in “Description of the Offered Certificates—Optional Call of the Certificates” in this prospectus supplement.
Insurance Proceeds

Any amounts paid by an insurer under a primary mortgage insurance policy, any standard hazard insurance policy, flood insurance policy or any other insurance policy relating to the Mortgage Loans or related Mortgaged Properties.

Interest Rate	[ ]
Interest Shortfall Draw	The meaning set forth in “Description of the Mortgage Loan Pool—The Funding Account” in this prospectus supplement.
IRS	The Internal Revenue Service.
Issuing Entity	[ ]
LIBOR	The London Interbank Offered Rate.
LIBOR Business Day	Any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.
LIBOR Determination Date	The [ ] LIBOR Business Day preceding the commencement of each Accrual Period.
Liquidated Mortgage Loan

In general, a defaulted Mortgage Loan as to which [     ] has determined that all amounts that it expects to recover in respect of such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

Maturity Event

With respect to each Mortgage Loan, an event set forth in the related Mortgage Note, the occurrence of which will cause the Outstanding Amount of such Mortgage Loan to become immediately due and payable.  Such an event, in the case of a HECM, generally occurs when the last surviving Mortgagor dies or when the Mortgagor sells or conveys title to the Mortgaged Property or when the Mortgagor ceases to use the Mortgaged Property as its principal residence.

Maximum Claim Amount	The meaning set forth in “Description of the Mortgage Loan Pool—The FHA Insurance and Mortgage Insurance Premiums” in this prospectus supplement.
Maximum Funding Amount	The meaning set forth in “Description of the Mortgage Loan Pool—The Funding Account” in this prospectus supplement.
Maximum Interest Rate	[ ]
Maximum Rate	For any Mortgage Loan, the rate specified in the related mortgage note which the related Mortgage Rate will never exceed.
Minimum Rate	For any Mortgage Loan, the rate specified in the related mortgage note which the related Mortgage Rate will never be less than.
MIP	The meaning set forth in “Description of the Mortgage Loan Pool—The FHA Insurance and Mortgage Insurance Premiums” in this prospectus supplement.
MIP Rate	The meaning set forth in “Description of the Mortgage Loan Pool—The FHA Insurance and Mortgage Insurance Premiums” in this prospectus supplement.
Mortgage Loans	The [reverse mortgage loans] [HECMs] included in the Trust Fund as of the Closing Date.
Mortgage Pool	[ ]
Mortgage Rate	For any Mortgage Loan, its applicable interest rate as determined in the related mortgage note as reduced by any application of the Relief Act.
Mortgaged Property	The real property securing a Mortgage Loan.
Net Liquidation Proceeds

All amounts, net of (1) unreimbursed expenses and (2) unreimbursed Advances and servicing advances, received and retained in connection with the liquidation of defaulted Mortgage Loans, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure.

Net Principal Limit	The meaning set forth in “Description of the Mortgage Loan Pool—General” in this prospectus supplement.
Offered Certificates	The [ ].
OID	Original issue discount.
One-Month LIBOR	The average of the interbank offered rates for one-month U.S. dollar deposits in the London market.
Originators	The originators of the Mortgage Loans.
Optimal Interest Remittance Amount	For each Distribution Date, the product of [ ].
Outstanding Amount

With respect to any Mortgage Loan as of any date, generally, (1) the aggregate of Advances made in respect of such Mortgage Loan prior to the Cut-off Date, together with any interest accrued on such amounts and any interest accrued on such interest, plus (2) all Additional Amounts acquired by the Trust with respect to such Mortgage Loan, together with any interest accrued thereon and any interest accrued on such interest, plus (3) any applicable annual fee payable under such Mortgage Loan or any other amount added to the principal balance of such Mortgage Loan in accordance with its terms, each as described herein, together with any interest accrued on such amounts and any interest accrued on such interest, minus (4) all amounts paid or recovered in respect of such Mortgage Loan prior to such date.

Participant	Participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.
Participation Interests

A participation interest in certain Mortgage Loans, established under a participation agreement.  Each participation interest will represent an entitlement to interest and principal payments on a single Mortgage Loan.

Periodic Cap

For any Adjustable Rate Mortgage Loan, the fixed percentage specified in the related mortgage note above and below which the related Mortgage Rate will not be adjusted on any Adjustment Date, except for the first Adjustment Date.

Plan	Any employee benefit plan or other retirement arrangement that is subject to ERISA or to Section 4975 of the Code.
Pool Balance	For any Mortgage Pool as of any date of determination, the aggregate of the Outstanding Amounts of the Mortgage Loans in such Mortgage Pool as of such date.
Principal Limit	The meaning set forth in “Description of the Mortgage Loan Pool—Credit Line Draws” in this prospectus supplement.
PTCE 95-60	Prohibited Transaction Class Exemption 95-60.
PTE	A Prohibited Transaction Exemption granted by the U.S. Department of Labor.
Purchase Price	An amount equal to the sum of [ ].
Rating Agencies	Each of [ ].
Realized Loss	The excess of the outstanding principal balance of a Liquidated Mortgage Loan over the related Net Liquidation Proceeds, to the extent allocable to principal.
Relevant Depositary	[ ] as depositary for Clearstream Luxembourg, and [ ] as depositary for Euroclear, individually.
Relief Act	The Servicemembers Civil Relief Act and similar state or local laws.
Relief Act Reduction	Any reduction of the applicable Mortgage Rate by application of the Relief Act.
Residual Certificate	The Class R Certificate.
[Revolving Account	An account maintained by [ ] on behalf of the Certificateholders for the purposes of acquiring Additional Mortgage Loans.]
[Revolving Period	The period from and including the Distribution Date in [ ] and ending on the Distribution Date in [ ].]
Sale Agreements	The transfer agreements pursuant to which [ ] purchased a Mortgage Loan directly from the Transferors.
Sale and Assignment Agreement	The mortgage loan sale and assignment agreement dated as of [ ], between the Seller and the Depositor.
Sale Date	The date on which a Mortgage Loan was purchased by the [ ] pursuant to the related Sale Agreement.
Securities Act	The Securities Act of 1933, as amended.
Seller	[ ]
Servicer Remittance Date	The [ ] day of each month.
Servicer	On the Closing Date, [ ] and any other Servicer servicing the Mortgage Loans.
Servicing Account	A custodial account maintained by each Servicer established in the name of [ ] and for the benefit of Certificateholders.
Servicing Agreement	The servicing agreement, between the Seller and the Servicer.
Servicing Fee

For each Mortgage Loan, a monthly fee paid to each Servicer out of interest collections received from the related Mortgage Loan calculated at the Servicing Fee Rate on the outstanding principal balance of each Mortgage Loan.

Servicing Fee Rate	[ ]
Six-Month LIBOR	The average of the interbank offered rates for six-month U.S. dollar deposits in the London market, calculated as provided in the related mortgage note.
Six-Month LIBOR Mortgage Loans	Adjustable Rate Mortgage Loans providing for semi-annual adjustment of the related Mortgage Rate based on Six-Month LIBOR.
SMMEA	The Secondary Mortgage Market Enhancement Act of 1984, as amended.
Substitution Amount

Generally equal to the amount, if any, by which the Scheduled Principal Balance of a Mortgage Loan required to be removed from a Mortgage Pool due to a breach of a representation or warranty or defective documentation exceeds the principal balance of the related substitute Mortgage Loan, plus unpaid interest accrued thereon, any unpaid Advances or servicing advances, unpaid Servicing Fees (and related interest) and the costs and damages incurred by the Trust Fund in respect of such removed Mortgage Loan as a result of violations of any applicable federal, state or local predatory or abusive lending law with respect to such Mortgage Loan.

Tax Counsel	[ ]
Transferors	The various entities from which the [ ] purchased Mortgage Loans pursuant to the Sale Agreements.
Transferred Mortgage Loans	The Mortgage Loans purchased by [ ] from various Transferors under the Sale Agreements.
Trust Accounts	The Certificate Account, the Servicing Accounts, the Basis Risk Reserve Fund and [ ].
Trust Agreement	The trust agreement dated as of [ ], among [ ].
Trust Fund	The trust fund created pursuant to the Trust Agreement.
Trustee	[ ] in its capacity as trustee under the Trust Agreement, or any successor thereto.
Underwriter	[ ]
Underwriting Agreement	Collectively, the underwriting agreement and the terms agreement between the Depositor and the Underwriter.
Underwriting Guidelines	The underwriting guidelines established by the Originator, in accordance with which the Mortgage Loans have been originated or acquired by the Originator.

[The following Annexes are incorporated by reference
into this prospectus supplement.]

 Annex A:
Certain Characteristics of the Mortgage Loans

The following tables set forth certain information as of the Cut-off Date, for the Mortgage Loans, in each case having the stated characteristics shown in the tables in each range. As used in these tables, the “non-zero weighted average” of any characteristic of the Mortgage Loans will not include in such weighted average those Mortgage Loans which do not have that characteristic (or for which that characteristic cannot be determined). (The sum of the amounts of the aggregate Outstanding Amount and the percentages in the following tables may not equal the totals due to rounding.)

Current Loan-to-Value Ratios*

Range of Current Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Outstanding Amount	Percentage of Mortgage Loans by Aggregate Outstanding Amount	Weighted Average Gross Coupon	Weighted Average Current LTV

Total

*

Values of the Mortgaged Properties were determined for purposes of this table based on original appraisals or, in some cases, appraisals performed generally as of the Cut-off Date.

The weighted average Current Loan-to-Value Ratio of the Mortgage Loans as of the Cut-off Date is approximately [   ]%.

Mortgage Rates

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Outstanding Amount	Percentage of Mortgage Loans by Aggregate Outstanding Amount	Weighted Average Gross Coupon	Weighted Average Current LTV

Total

The weighted average Mortgage Rate of the Mortgage Loans as of the Cut-off Date is approximately [   ]%.

Cut-off Date Outstanding Amounts

Range of Cut-off Date Outstanding Amounts ($)	Number of Mortgage Loans	Aggregate Outstanding Amount	Percentage of Mortgage Loans by Aggregate Outstanding Amount	Weighted Average Gross Coupon	Weighted Average Current LTV

Total

The average Cut-off Date Outstanding Amount of the Mortgage Loans is approximately $[   ].

Available Credit Amounts*

Range of Available Credit Amounts ($)	Number of Mortgage Loans	Aggregate Outstanding Amount	Percentage of Mortgage Loans by Aggregate Outstanding Amount	Weighted Average Gross Coupon	Weighted Average Current LTV

Total

*

As of the Cut-off Date.

The average amount of available credit under the Mortgage Loans, as of the Cut-off Date, is approximately $[   ].  As of the Cut-off Date, the aggregate amount of available credit under the Mortgage Loans is approximately $[   ].

Annual Fees*

Annual Fees ($)	Number of Mortgage Loans	Aggregate Outstanding Amount	Percentage of Mortgage Loans by Aggregate Outstanding Amount	Weighted Average Gross Coupon	Weighted Average Current LTV

Total

*

These annual fees are added to the Outstanding Amounts of the related Mortgage Loans annually.

Ages of Female Sole Borrowers*

Range of Ages (years)	Number of Mortgage Loans	Aggregate Outstanding Amount	Percentage of Mortgage Loans by Aggregate Outstanding Amount	Weighted Average Gross Coupon	Weighted Average Current LTV

Total

*

Table based on Mortgage Loans with only one borrower.

The weighted average age of female sole borrowers is approximately [   ] years.

Ages of Male Sole Borrowers*

Range of Ages (years)	Number of Mortgage Loans	Aggregate Outstanding Amount	Percentage of Mortgage Loans by Aggregate Outstanding Amount	Weighted Average Gross Coupon	Weighted Average Current LTV

Total

*

Table based on Mortgage Loans with only one borrower.

The weighted average age of male sole borrowers is approximately [   ] years.

Ages of Female Co-Borrowers*

Range of Ages (years)	Number of Mortgage Loans	Aggregate Outstanding Amount	Percentage of Mortgage Loans by Aggregate Outstanding Amount	Weighted Average Gross Coupon	Weighted Average Current LTV

Total

*

Table based on Mortgage Loans with two borrowers.

The weighted average age of female co-borrowers is approximately [   ] years.

Ages of Male Co-Borrowers*

Range of Ages (years)	Number of Mortgage Loans	Aggregate Outstanding Amount	Percentage of Mortgage Loans by Aggregate Outstanding Amount	Weighted Average Gross Coupon	Weighted Average Current LTV

Total

*

Table based on Mortgage Loans with two borrowers.

The weighted average age of male co-borrowers is approximately [   ] years.

Geographic Distribution

Location	Number of Mortgage Loans	Aggregate Outstanding Amount	Percentage of Mortgage Loans by Aggregate Outstanding Amount	Weighted Average Gross Coupon	Weighted Average Current LTV

Total

Property Type

Property Type	Number of Mortgage Loans	Aggregate Outstanding Amount	Percentage of Mortgage Loans by Aggregate Outstanding Amount	Weighted Average Gross Coupon	Weighted Average Current LTV

Total

Margin

Margin (%)	Number of Mortgage Loans	Aggregate Outstanding Amount	Percentage of Mortgage Loans by Aggregate Outstanding Amount	Weighted Average Gross Coupon	Weighted Average Current LTV

Total

The weighted average margin is approximately [   ]%.

Maximum Rate

Range of Maximum Rates (%)	Number of Mortgage Loans	Aggregate Outstanding Amount	Percentage of Mortgage Loans by Aggregate Outstanding Amount	Weighted Average Gross Coupon	Weighted Average Current LTV

Total

The weighted average maximum rate is approximately [   ]%.

[Maximum Claim Amounts

Range of Maximum Claim Amounts (%)	Number of Mortgage Loans	Aggregate Outstanding Amount	Percentage of Mortgage Loans by Aggregate Outstanding Amount	Weighted Average Gross Coupon	Weighted Average Current LTV

Total

The weighted average maximum rate is approximately [   ]%]

Appraisal Value

Range of Appraisal Value (%)	Number of Mortgage Loans	Aggregate Outstanding Amount	Percentage of Mortgage Loans by Aggregate Outstanding Amount	Weighted Average Gross Coupon	Weighted Average Current LTV

Total

The weighted average maximum rate is approximately [   ]%

 Annex B-1:
Assumed Mortgage Loan Characteristics

 Annex B-2:
Principal Amount Decrement Tables

Percentage of Initial Class Certificate Principal Amount of the Offered Certificates
Outstanding at the Following Percentages of [   ]

	Class [ ] Certificates
Distribution Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%

Weighted Average Life in Years

__________

* Indicates a value between 0.0% and 0.5%.

 Annex [C]:
Available Combinations for Exchange

Original Certificates				Exchangeable Certificates
Mortgage Pool	Original Class	Original Balance(1)	CUSIP Number	Exchange Class	Maximum Original Class Principal Balance	Interest Type	Principal Type(2)	Summary Interest Rate Formula	CUSIP Number	Final Distribution Date
Combination 1
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Combination 2
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

$[                ]

(Approximate)

Structured Asset Securities Corporation

Reverse Mortgage Pass-Through Certificates

Series [     ]

Structured Asset Securities Corporation

[Depositor]

[                               ]

[Sponsor and Seller]

[                               ]

[Servicer/Master Servicer]

_______________

PROSPECTUS SUPPLEMENT

[                ]

_______________

[Underwriters]



The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, [                      ], 20[   ]

PROSPECTUS SUPPLEMENT

(To Prospectus dated [               ])

$[              ] (Approximate)

SASCO REVERSE MORTGAGE LOAN TRUST [     ]

Mortgage Backed Notes

[                        ]

[                        ]

Sponsor and Seller

    Issuing Entity

[                        ]

Structured Asset Securities Corporation

[Servicer/Master Servicer]

Depositor

______________________________

Consider carefully the risk factors beginning on page S-[   ] of this prospectus supplement and on page [   ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary beginning on page S-[   ] in this prospectus supplement and the index of principal terms on page [   ] in the prospectus.

The notes will represent obligations of the issuing entity only and will not represent obligations of the sponsor, the depositor or any of their affiliates or any other party.

This prospectus supplement may be used to offer and sell the notes offered hereby only if accompanied by the prospectus.

The issuing entity will issue notes including the following classes offered hereby:

0

●   [      ] classes of senior notes

1

●   [      ] classes of subordinate notes

The classes of notes offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, in the table under “The Offered Notes” on page S-[   ] of this prospectus supplement.  This prospectus supplement and the accompanying prospectus relate only to the offering of the notes listed in the table on page S-[   ] and not to the other classes of notes that will be issued by the issuing entity as described in this prospectus supplement.

Payments on the offered notes will be payable [       ], as described in this prospectus supplement.  The first expected payment date will be [        ].  Credit enhancement for the offered notes includes [describe any credit enhancement].  [Amounts payable under [describe any derivative agreements] provided by [    ] will be applied to [describe purpose of derivative agreement(s)].] [The Class [   ] Notes will be exchangeable for certain other classes of notes, as described in this prospectus supplement.] [The notes are subject to a mandatory auction call on [   ] as described under “Description of the Mortgage Notes—Mandatory Auction Call of the Notes.”]

[Describe assets of the issuing entity.][After the closing date of this transaction, but before [     ], the issuing entity may acquire additional mortgage loans for inclusion in the mortgage pool as described at “Description of the Mortgage Pool—Conveyance of Subsequent Mortgage Loans” in this prospectus supplement.]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

[Describe underwriting arrangements.]

On or about [         ], delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of [    ].

[Underwriters]

The date of this prospectus supplement is [             ]

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

The information presented in this prospectus supplement is intended to enhance the general terms of the accompanying prospectus.  You should rely on the information in this prospectus supplement for the specific terms of the notes and the offering.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with any other information.

We are not offering the notes in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

_____________________

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

_____________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

Page

The Offered Notes

S-1

Summary of Terms

S-6

Risk Factors

S-16

Glossary

S-32

Description of the Notes

S-32

General

S-32

Book-Entry Registration

S-33

[Exchangeable Notes

S-34

Calculation of Interest

S-35

[Determination of LIBOR

S-36

Priority of Payments

S-36

Credit Enhancement

S-37

Optional Redemption of the Notes

S-39

[Mandatory Auction Call of the Notes

S-39

Fees and Expenses of the Trust

S-40

Description of the Mortgage Pool

S-41

General

S-41

[Adjustable Rate Mortgage Loans

S-42

[Participation Interests in Mortgage Loans

S-43

The Mortgage Loans

S-44

[Credit Line Draws

S-45

[The HECMs

S-45

[The FHA Insurance and Mortgage Insurance Premiums

S-46

Future Advances under the Mortgage Loans

S-47

[The Funding Account

S-48

[Conveyance of Subsequent Mortgage Loans

S-49

[Acquisition by the Trust of Additional Mortgage Loans

S-51

Static Pool Information

S-52

Legal Proceedings

S-53

Affiliations

S-53

Additional Information

S-53

Underwriting Guidelines

S-54

[Originator Name]

S-54

[    ] Underwriting Guidelines

S-54

General Underwriting Guidelines

S-54

[The Master Servicer]

S-54

The Servicer

S-54

General

S-54

[Servicer Name]

S-55

Administration of the Trust

S-56

Servicing and Administrative Responsibilities

S-56

Trust Accounts

S-59

Example of Payments

S-60

Mortgage Loan Servicing

S-61

General

S-61

Servicing Accounts and the Collection Account

S-62

Reserve Accounts

S-62

Servicing Compensation and Payment of Expenses

S-63

Collections

S-63

Servicing Advances

S-64

Future Advances under the Mortgage Loans

S-64

Collection of Taxes, Assessments and Similar Items

S-64

Insurance Coverage

S-64

Evidence as to Compliance

S-65

[Master Servicer Default;] Servicer Default

S-65

Amendment of the Servicing Agreement

S-65

Custody of the Mortgage Files

S-66

[Pledge of Servicing Rights

S-66

The Trust Agreement, Indenture and Administration Agreement

S-66

General

S-66

The Issuing Entity

S-66

The Owner Trustee

S-67

[The Ownership Certificate] [Class [   ] Certificate]

S-67

Certain Matters under the Agreements

S-68

Administration

S-72

Amendment

S-72

Servicing

S-73

The Sale and Assignment Agreement and the Transfer and Servicing Agreement

S-73

General

S-73

Assignment of Mortgage Loans

S-73

Representations and Warranties

S-73

Amendment

S-76

Voting Rights

S-77

General

S-78

[Subordination of the Class [      ] Notes

S-79

Weighted Average Life

S-80

Material Federal Income Tax Considerations

S-81

Tax Classification of the Trust and of the Notes

S-81

Tax Consequences to Holders of the Notes

S-81

State and Local Income Tax Considerations

S-81

Legal Investment Considerations

S-82

Use of Proceeds

S-82

ERISA Considerations

S-82

Underwriting

S-82

Legal Matters

S-83

Ratings

S-83

Glossary of Defined Terms

S-85

Annex A:  Certain Characteristics of the Mortgage Loans

S-A-1

Annex B-1:  Assumed Mortgage Loan Characteristics

S-B-1-1

Annex B-2:  Principal Amount Decrement Tables

S-B-2-1

Annex [C]:  Available Combinations for Exchange

S-C-1

The Offered Notes

The notes consist of the [class(es)] of notes listed in the tables below[, together with the Class [       ] Notes].  Only the classes of notes listed in the tables below are offered by this prospectus supplement.

Class	[Related Mortgage Pool(s)]	Class Principal or Notional Amount(1)	Initial Interest Rate(2)	Summary Interest Rate Formula (until Initial Optional Termination Date)(3)	Summary Interest Rate Formula (after Initial Optional Termination Date)(3)	Principal Type	Interest Type	Initial Note Ratings
								[Name of Rating Agency]	[Name of Rating Agency ]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Description of Interest Rate]	[Insert Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Description of Interest Rate]	[Insert Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Description of Interest Rate]	[Insert Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]

(1)

These balances are approximate, as described in this prospectus supplement.

(2)

Reflects the interest rate as of the closing date.

(3)

Reflects the summary interest rate formula [to be described as applicable].

The offered notes will also have the following characteristics:

Class	Record Date	Delay / Accrual Period	Interest Accrual Convention	Final Scheduled Payment Date	Expected Final Scheduled Payment Date	Minimum Denominations	Incremental Denominations	CUSIP Number
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Summary of Terms

•

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the notes, you should carefully read this entire prospectus supplement and the accompanying prospectus.

•

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•

Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included in this prospectus supplement.

•

[Whenever we refer to a percentage of some or all of the mortgage loans in the trust [or in any pool], that percentage has been calculated on the basis of the total outstanding amount of those mortgage loans as of [        ], unless we specify otherwise.  We explain in this prospectus supplement under “Glossary of Defined Terms” how the outstanding amount of a mortgage loan is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any mortgage loans, we mean the total of their outstanding amounts determined by that method, unless we specify otherwise.]

Parties

Sponsor and Seller

[       ] will sell the mortgage loans to the depositor.

Depositor

Structured Asset Securities Corporation, a Delaware special purpose corporation, will sell the mortgage loans to the issuing entity. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 526-7000.

Issuing Entity

[       ].

Indenture Trustee

[       ].

Owner Trustee

[       ].

[Trust Administrator

[       ] will be responsible for preparing monthly payment statements and certain tax information for investors and certain tax filings for the trust.]

[Master Servicer

[       ] will oversee the servicing of the mortgage loans by the servicers.]

Primary Servicer[s]

On the closing date, [       ] will service approximately [       ]% of the mortgage loans.

 [Credit Risk Manager

[       ] will monitor and advise the servicers with respect to default management of the mortgage loans and also prepare certain loan-level reports for the trust which will be available for review by noteholders.]

Originator[s]

[       ] and [various other banks, savings and loans and other mortgage lending institutions] originated the mortgage loans to be included in the trust.

[Note Insurer

[   ] will provide a note guaranty insurance policy for [    ] Notes.

 [[Swap] [Cap] Counterparty

[       ].]  [If an affiliate of any other transaction party, disclose such here.]

[Auction Administrator

[

].]

[Affiliations

[If the sponsor, depositor or issuing entity is an affiliate of any servicer, indenture trustee, owner trustee, originator or any other transaction party, disclose such here. Also, disclose any other affiliations among transaction parties.]]

The Notes

The notes offered by this prospectus supplement will be issued with the initial approximate characteristics set forth under “The Offered Notes” in the table on page S-[   ].

[The offered notes will be issued in book-entry form.  The minimum denominations and the incremental denominations of each class of offered notes are set forth in the table on page S-[   ].]

The notes represent obligations of the trust and will be secured by collateral consisting primarily of [describe assets of the trust] having a total principal balance as of the cut-off date, which is [       ], of approximately $[       ].

The trust will also issue an ownership certificate which will not be entitled to monthly payments of principal and interest, but rather solely to any excess cashflow remaining after all payments on the notes and certain other fees and expenses of the trust have been made on the related payment date.

[The mortgage loans to be included in the trust will be divided into [       ] mortgage pools: [name pools].  [Describe pool assets].

[Payments of principal and interest on the Class [       ] Notes will be based primarily on collections from the pool [    ] mortgage loans.  Payments of principal and interest on the Class [       ] Notes will be based primarily on collections from the pool [    ] mortgage loans. Payments of principal and interest on the Class [       ] Notes will be based on collections from [both / all] mortgage pools as described herein.]

The rights of holders of the Class [       ] Notes to receive payments of principal and interest will be subordinate to the rights of the holders of notes having a senior priority of payment, as described in this Summary of Terms under “—Enhancement of Likelihood of Payment on the Notes—Subordination of Payments” below.  We refer to the Class [       ] Notes collectively as “subordinate” notes.  We refer to the Class [       ] Notes collectively as “senior” notes.

[The Class [     ] and Class [     ] Notes are exchangeable for certain other classes of senior notes in the combinations identified on Annex [   ] to this prospectus supplement.]

[The Class [    ] Notes will be entitled to receive any monthly excess cashflow remaining after required payments are made to the offered notes.]

[The Class [       ] Notes and the ownership certificate are not offered by this prospectus supplement.]

The offered notes will have an approximate total initial principal amount of $[       ]. Any difference between the total principal amount of the offered notes on the date they are issued and the approximate total principal amount of the offered notes as reflected in this prospectus supplement will not exceed 5%.

Payments on the Notes

Principal and interest on each class of the notes will be payable on the [25th] day of each month, beginning in [          ].  However, if the [25th] day is not a business day, payments will be made on the [next] business day after the [25th] day of the month.

Interest Payments

Calculation of Interest

Interest will accrue on each class of offered notes at the applicable annual rates described below:

•

Class [       ] Notes: [describe interest rate and any applicable caps or limitations].

[If the option to purchase the mortgage loans is not exercised by the [servicer/master servicer] on the initial optional termination date as described under “—The Mortgage Loans—Optional Redemption of the Notes” below, then with respect to the next payment date and each payment date thereafter, the applicable annual rate [describe any changes in the interest rate].

See “—The Mortgage Loans—Optional Redemption of the Notes” below.

[You will receive from each pool of mortgage loans only the payments of interest that the component parts of your class of notes that relate to that mortgage pool are entitled to receive.  As described in this prospectus supplement, you may receive less than you are entitled to from any particular pool of mortgage loans if those mortgage loans do not generate enough interest in any particular month to pay interest due.]

[The Class [   ] Notes are principal-only notes and will not be entitled to payments of interest.]

See “Description of the Notes—Calculation of Interest” in this prospectus supplement.

[The Interest Rate Swap Agreement/Cap Agreement

[   ] will enter into an [interest rate swap agreement/cap agreement] with [       ], as [swap/cap] counterparty. Under the [interest rate swap agreement/cap agreement], [describe swap agreement].

See [   ] in this prospectus supplement.]

Principal Payments

The amount of principal payable on the [   ] notes will be determined by (1) formulas that allocate portions of principal payments received on the mortgages loans between [mortgage pools] [different note classes] and (2) funds received on the mortgage loans that are available to make payments on the notes.

Priority of Payments

In general, on each payment date, the available payment amount, which is the amount of all payments and recoveries collected from the mortgage loans during the collection period related to the payment date, including prepayments, liquidation proceeds and amounts from mortgage loans repurchased from the trust, minus the related servicing fees and the amount of any [expenses of the indenture trustee][other expenses], [expenses and amounts reimbursable to the servicer, including reimbursable servicing advances] and [expenses and amounts reimbursable to other parties] [in each case, subject to certain limitations described in the transfer and servicing agreement], will be paid in the following order of priority:

first, [if the amount on deposit in the funding account has been reduced to zero, to [    ], the aggregate amount of all additional amounts created during the immediately preceding calendar month and not yet purchased] [to the holder of the Class [   ] Certificates, to reimburse funds provided by the holder of the Class [   ] Certificates to the trust for the purchase of additional amounts, an amount equal to the aggregate amount of all additional amounts purchased by the trust during the immediately preceding calendar month and not yet reimbursed to the holder of the Class [   ] Certificates;

second, [to the Class [   ] Notes, current interest for such class];

third, [to the Class [   ] Notes, the amount of [   ] until the class principal amount of such class has been reduced to [   ]];

fourth, [to the Class [   ] Notes, current interest for such class];

fifth, [to the Class [   ] Notes, the amount of [   ] until the class principal amount of such class has been reduced to [   ]];

sixth, [to the Class [   ] Notes, any deferred amounts for such class];

seventh, [to the Class [   ] Notes, any deferred amounts for such class];

eighth, [for payment of any reimbursement amounts to [   ] without regard to the limitations described in the transfer and servicing agreement].

[A graphic illustration of principal payment priority to be provided to the extent such illustration enhances the disclosure of the payment priority.]

Trigger Events

The manner of allocating payments of principal on the mortgage loans will differ, as described above, depending upon the occurrence of several different events or triggers:

•

[describe any applicable events or triggers];

See “Description of the Notes —Priority of Payments” and “Glossary of Defined Terms” in this prospectus supplement.

Limited Recourse

The only source of cash available to make interest and principal payments on the notes will be the assets of the trust pledged to secure the notes.  The trust will have no other source of cash other than collections and recoveries of the mortgage loans through insurance or otherwise [if applicable, describe any cap or derivatives providing support] [if applicable, describe any pool or note guaranty insurance policy].  No other entity will be required or expected to make any payments on the notes [other than [   ] with respect to the guaranty insurance policy].

Exchangeable Notes

On each payment date when exchangeable notes are outstanding, principal distributions from the applicable related notes are allocated to the related exchangeable notes that are entitled to principal.  The payment characteristics of the classes of exchangeable notes will reflect the payment characteristics of their related classes of regular notes. Annex [   ] shows the characteristics of the exchangeable notes and the combinations of notes and exchangeable notes.

See “Description of the Notes—Exchangeable Notes—Procedures" in this prospectus supplement and "Description of the Securities—Exchangeable Securities" in the prospectus for a description of exchangeable notes and exchange procedures and fees.

Enhancement of Likelihood of Payment on the Notes

The payment structure of this securitization includes [forms of credit enhancement to be described as applicable].  [The [   ] notes will [be insured by a] [not be insured by any] financial guaranty insurance policy.]  [Name of financial guaranty insurance policy to be provided if applicable.]

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Credit Enhancement” in this prospectus supplement for a detailed description of the forms of credit enhancement available to the notes.

[Subordination of Payments

Notes with an “A” in their class designation will have a payment priority as a group over other notes.  Class [   ] notes will have a payment priority over class [   ] notes, and class [   ] notes will have a payment priority over class [   ] notes.

These payment priorities are intended to increase the likelihood that the holders of class [  ] notes and, to a lesser extent, the holders of class [  ] notes, will receive regular payments of interest and principal.

See “Description of the Notes—Credit Enhancement—Subordination” in this prospectus supplement.]

[Allocation of Losses

As described in this prospectus supplement, amounts representing losses on the mortgage loans (to the extent that those losses exceed any overcollateralization [and any amounts on deposit in the funding account], as described in this prospectus supplement) will be applied to reduce the principal amount of the [    ] class of notes still outstanding that has the lowest payment priority, until the principal amount of that class of notes has been reduced to zero.  For example, losses in excess of overcollateralization and [amounts on deposit in the funding account] will first be allocated in reduction of the principal amount of the Class [    ] Notes until it is reduced to zero, then in reduction of the principal amount of the Class [    ] Notes until it is reduced to zero.  If a loss has been allocated to reduce the principal amount of a [   ] note, it is unlikely that investors will receive any payment in respect of that reduction [except in the case of those notes covered by the guaranty insurance policy as described below].

[A graphic illustration of allocation of losses to be provided to the extent such illustration enhances the disclosure of the allocation of losses.]

See “Description of the Notes—Credit Enhancement—Application of Realized Losses” in this prospectus supplement.]

[Overcollateralization

On the closing date, the total principal balance of the mortgage loans in the trust [plus the amount on deposit in the funding account] is expected to exceed the total principal amount of the notes by approximately $[    ], which represents approximately [    ]% of the total principal balance of the mortgage loans in the trust as of [    ].  This condition is referred to in this prospectus supplement as “overcollateralization.”  We cannot assure you that sufficient cash flow will be generated by the mortgage loans to maintain any level of overcollateralization.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Credit Enhancement—Overcollateralization” in this prospectus supplement.]

[Limited Cross-Collateralization

Under certain limited circumstances, principal payments on the mortgage loans in [a pool] may be paid as principal to holders of the [   ] notes corresponding to [another pool or pools].

If the [   ] notes relating to one pool have been retired, then principal payments on the mortgage loans relating to the retired [   ] notes will be paid to the remaining [   ] notes of the other [pool or pools], if any, before being paid to the [   ] notes.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Payments of Principal” in this prospectus supplement.]

[Interest Rate Swap Agreement

Any net swap payment received under the [interest rate swap agreement] will be applied to pay interest shortfalls, maintain overcollateralization and cover losses, as described in this prospectus supplement.

See “Description of the Notes— Calculation of Interest—Interest Rate Swap Agreement” in this prospectus supplement.]

[[Note] [Pool] Insurance Policy

The [   ] [note][pool] guaranty insurance policy will guarantee certain interest and principal payments to holders of [   ] Notes under the instances described in this prospectus supplement.  [No other classes of notes will benefit from the note guaranty insurance policy.]

For information about [   ] and for a more detailed discussion of the [   ] guaranty insurance policy, see “The [Note] [Pool] Insurance Policy” in this prospectus supplement.

Fees and Expenses

Before payments are made on the notes, the servicer will be paid a monthly fee calculated either as [    ]% annually.

The owner trustee will be paid [   ].  The indenture trustee will be paid [   ]%.  The trust administrator will be paid [   ]%.

[describe other fees to be paid to any indenture trustee, owner trustee, master servicer, trust administrator and credit risk manager, as applicable].

In each case, the fees described above will be paid to the related party from amounts received on the mortgage loans, before payments of any amounts to noteholders. The [servicer’s] fees will be paid prior to the payment of other fees. [The other parties will be paid their fees simultaneously on a proportionate basis.]

Expenses of the servicer[, the custodians, the master servicer, the owner trustee and the trust administrator] will be reimbursed before payments are made on the notes.  Expenses of the indenture trustee will be reimbursed up to $[    ] annually before payments of interest and principal are made on the notes; any additional unpaid expenses above $[    ] in any year will be paid to the indenture trustee to the extent of any remaining interest remittance amount after all payments of interest on the notes.

See “Fees and Expenses of the Trust” in this prospectus supplement.

Final Scheduled Payment Date

The final scheduled payment date for the offered notes will be the applicable payment date specified in the table on page S-[   ].  The final scheduled payment date for the [      ] notes is based upon [      ].  The actual final payment date for each class of offered notes may be earlier or later, and could be substantially earlier, than the applicable final scheduled payment date.

The Mortgage Loans

On the closing date, which is expected to be on or about [     ], the assets of the trust will consist primarily of [one pool] [pools of] [describe mortgage pool(s)] [reverse mortgage loans] [HECM mortgage loans] with a total principal balance as of the cut-off date of approximately $[    ].  The mortgage loans will be secured by [mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages].  [Approximately [   ]% of the mortgage loans are insured by the Federal Housing Administration under the Home Equity Conversion Mortgage Program (HECM mortgage loans).]

The depositor expects that the mortgage loans will have the following characteristics as of the cut-off date:

[Aggregate] [Pool __ ] Mortgage Loan Summary

	Range or Total	Weighted Average	Total Percentage(1)

Number of Mortgage Loans
Number of Fixed Rate Mortgage Loans
Number of Adjustable Rate Mortgage Loans
Total Outstanding Amount
Outstanding Amounts
Available Credit Amounts
Annual Fees
Mortgage Rates
Original Combined Loan-to-Value Ratios
Number of Second Lien Mortgage Loans
Geographic Distribution in Excess of 10.00% of the Total Outstanding Amount:
Number of Mortgage Loans in [ ]
Number of Mortgage Loans in the Maximum Single Zip Code Concentration
Gross Margins(2)
Maximum Mortgage Rates(2)
Minimum Mortgage Rates(2)
Months to Next Mortgage Rate Adjustment(2)
Initial Caps(2)
Periodic Caps(2)
[Maximum Claim Amount]
Age of Male Sole Borrower
Age of Female Sole Borrower
Age of Male Co-Borrower
Age of Female Co-Borrower

(1)

Percentages calculated based on the total principal balance of the mortgage loans.

(2)

The weighted average is based only on the adjustable rate mortgage loans in [   ] pool[s].

[In addition, approximately [   ] mortgage loans, with a total principal balance as of the cut-off date of approximately $[  ], which represents approximately [   ]% of the mortgage loans, are represented by participation interests in mortgage loans. The depositor expects that the participation interests will have the following characteristics as of the cut-off date: [    ].]

[The mortgage loans held by the trust will not be insured or guaranteed by any government agency.] [[All of] [Approximately [   ]% of the mortgage loans held by the trust are will be insured by The Federal Housing Administration (FHA) of the United States Department of Housing and Development (HUD) under the Home Equity Conversion Mortgage Program to the extent described in this prospectus supplement.]

[None of the mortgage loans in the trust will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.]

Servicing of the Mortgage Loans

[The mortgage loans will be master serviced by [       ].  The master servicer will oversee the servicing of the mortgage loans by the servicer[s].]  Primary servicing may subsequently be transferred to servicers other than the initial servicer[s], in accordance with the transfer and servicing agreement and the servicing agreement, as described in this prospectus supplement.

[[    ] will retain certain rights relating to the servicing of the mortgage loans, including the right to terminate and replace any servicer, at any time, without cause, in accordance with the terms of the applicable servicing agreement, which, among other things, generally requires payment of a termination fee.]

See “The Master Servicer,” “The Servicer” and “Mortgage Loan Servicing” in this prospectus supplement.

[The Pre-Funding Arrangement

On the closing date, approximately $[         ], which represents [         ]% of the mortgage pool assets, will be deposited by [        ] in a pre-funding account maintained by [          ].  It is intended that additional subsequent mortgage loans will be sold to the trust by the depositor from time to time, from [       ] until [       ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional mortgage loans if applicable.]]

[See “Description of the Mortgage Pool—Conveyance of Subsequent Mortgage Loans” in this prospectus supplement.]

[The Revolving Period

On each payment date during the revolving period (i.e. from the closing date until [    ]), the depositor may direct the indenture trustee on behalf of the trust to purchase from the depositor for inclusion in the trust additional mortgage loans, up to an aggregate maximum purchase price of $[    ], which represents approximately [    ]% of the total principal balance of the mortgage pool[s] as of the cut-off date.  If the depositor so directs, the [indenture trustee] [trust administrator] will deposit all or a portion of the amount of [interest] [principal] payable on the mortgage loans [from each mortgage pool] that would otherwise be made to noteholders into a separate revolving account established for the [related] mortgage pool, and will apply deposits in the revolving account to fund the purchase of those additional mortgage loans [to be included in that mortgage pool], provided certain other conditions are satisfied at the time of purchase.  Funds on deposit in the revolving account may only be applied to acquire additional mortgage loans for the [related] mortgage pool.  The additional mortgage loans will have the same general characteristics as the [related] mortgage pool described in this prospectus supplement.]]

[See “Description of the Mortgage Pool—Acquisition by the Trust of Additional Mortgage Loans” in this prospectus supplement.]

Optional Redemption of the Notes

[               ], [with the prior written consent of [     ], which consent may not be unreasonably withheld,] may purchase the mortgage loans and the other assets of the trust on or after the initial optional termination date, which is the payment date following the month in which the total principal amount of the notes declines to less than [   ]% of the initial total principal amount of the notes as of the closing date.  If [            ] does not exercise that option, [           ]  may purchase the notes.

[If the option to redeem the notes is not exercised on the initial optional termination date, then, beginning with the next payment date and thereafter, the interest rates on the offered notes will be increased as described in the table on page S-[  ].]

See “Description of the Notes—Optional Redemption of the Notes” in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans upon an optional redemption.  [See “Summary of Terms—The Notes—Payments on the Notes—Calculation of Interest” in this prospectus supplement for a description of the increased interest rates to be paid on the notes after the initial optional termination date.]

Mandatory Auction Call of the Notes

On [

], [

] will act as auction administrator and will solicit bids for purchase of the notes in the secondary market from dealers and institutional investors. If bids are received for the entire amount of the notes subject to the mandatory auction, then the auction will have been successful and the notes will be sold to the highest bidders. The mandatory auction will close if sufficient bids are received covering all of the notes that are subject to the mandatory auction, and if the market value swap agreement covers any shortfall from par. If these conditions are not met, then the auction will have failed and the original investors will retain their notes. If these conditions are met, then the auction will close, and the original investors will be obligated to tender their notes and will receive the required par purchase price.

See “Description of the Notes—Mandatory Auction Call of the Notes” in this prospectus supplement for a description of the terms of a mandatory auction.

[Financing

An affiliate of Lehman Brothers Inc. has provided financing for certain of the mortgage loans. A portion of the proceeds of the sale of the notes will be used to repay the financing.]

Tax Status

[To be described as applicable.]

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations

[To be provided as applicable.]

ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans.  Because of the complexity of regulations that govern these plans, you are encouraged to consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any notes.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The notes will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

There are other restrictions on the ability of certain types of investors to purchase the notes that prospective investors should also consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Notes

The notes offered by this prospectus supplement will initially have the ratings from [       ] set forth in the table on page S-[  ].

See “Ratings” in this prospectus supplement for a more complete discussion of the note ratings and “Risk Factors—Ratings on the Securities are Dependent on Assessments by the Rating Agencies” in the prospectus.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered notes.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

Cash Flow Risk

On any particular payment date or for a series of payment dates, insufficient funds may be available from the available payment amount to make payments of interest on the notes, especially the Class [   ] Notes, or to make scheduled payments of principal on the Class [   ], Class [   ] or Class [   ] Notes.  This could occur if during any particular period of time relatively few mortgage loans reach maturity or if recoveries on matured mortgage loans are less than expected, whether because the amount otherwise due under a mortgage loan exceeds the value of the related mortgaged property.  [Funds will be withdrawn from the funding account as described herein to make payments of interest on the Class [   ] and Class [   ] Notes and, subject to the limitation described herein, the Class [   ] and Class [   ] Notes, but not to make payments of scheduled principal on any class of notes.  Funds withdrawn from the Funding Account to make such interest payments will not be available for future purchases of additional amounts, thus reducing amounts available to make future payments of interest or principal on the notes.  After amounts in the funding account have been exhausted, insufficient funds may be available on future payment dates to make payments of interest on the notes, especially the Class [   ] Notes.]

See “— Nature of Mortgage Loans — No Monthly Payments” and [“— The Funding Account”] below.
Nature of Mortgage Loans — No Monthly Payments

None of the mortgage loans provide for scheduled monthly payments of principal or interest by the borrowers.  In each case, accrued interest at the applicable mortgage rate is added to the outstanding amount of the related mortgage loan.  Although the borrowers may prepay the mortgage loans in whole or in part at any time without penalty, it is generally anticipated that a borrower will not make any payment until maturity.  As a result, there will be little or no cash available for payment to noteholders on any payment date unless mortgage loans have matured and been liquidated — meaning generally that one of the following has occurred:  (1) the borrower, or the last living of two co-borrowers, has died, (2) the borrower, or the last living of two co-borrowers, has ceased to use the mortgaged property (as defined herein) as his or her principal residence, (3) the mortgaged property has been sold, or (4) the borrower voluntarily prepays the mortgage Loan in full (each, a “maturity event”) — in sufficient numbers to generate such cash during the related collection period (as defined herein).  Investors should consider that such events are unpredictable, and may not occur with the regularity or frequency that might be anticipated.

See “— Borrower Mortality — Health and Life Extension Risk” below.
Nonrecourse Mortgage Loans

If a borrower or a borrower’s estate does not pay the amount due upon maturity of a mortgage loan, or if a borrower otherwise defaults, the servicer (as defined herein), on behalf of the trust, will be able to satisfy such borrower’s payment obligation only by selling the mortgaged property securing the loan.  There can be no recourse against the income or other assets of a borrower or the estate.  As a result, deterioration in the condition of a property or the quality of a neighborhood, or the occurrence of other events or circumstances that adversely affect real property values, could reduce recoveries on the mortgage loans and could result in shortfalls or losses to noteholders.

Risks Related to Potential Inadequacy of Credit Enhancement and Other Support

The [excess interest], [overcollateralization], [subordination], [loss allocation] and [limited cross-collateralization] features, [together with] [the interest rate swap agreement] [and for the benefit of the [    ] Notes only, the cap agreement], all as described in this prospectus supplement, are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

[Excess Interest and Overcollateralization.  On the closing date, the total outstanding amount of the mortgage loans [together with amounts on deposit in the funding account] will exceed the total principal amount of the [    ] notes by approximately $[    ], which is equal to [    ]% of the aggregate outstanding amount of the mortgage loans as of the cut-off date. This excess is referred to in this prospectus supplement as “overcollateralization” and will be available to absorb losses. We cannot assure you, however, that the mortgage loans, [together with amounts available from the interest rate swap agreement,] will generate enough excess interest to maintain this overcollateralization level as set by the rating agencies. The following factors will affect the amount of excess interest that the mortgage loans will generate:

• [Describe the effect of prepayments]
• [Describe defaults and liquidations]
• [Describe increases in the index related to any mortgage risk]
• [Describe any additional factors that may apply]

See “Description of the Notes—Credit Enhancement—Overcollateralization” in this prospectus supplement. See also “Risk Factors—Potential Inadequacy of Credit Enhancement—Excess Interest and Overcollateralization” in the prospectus.]

[The Interest Rate Swap Agreement.  Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and repay losses. However, no amounts will be payable to the supplemental interest trust by the swap counterparty unless the floating amount owed by the swap counterparty on a payment date exceeds the fixed amount owed to the swap counterparty. This will not occur except in periods when [one-month LIBOR] (as determined pursuant to the interest rate swap agreement) exceeds the applicable rate of payment owed by the trust, which will range from [    ]% to [    ]% per annum on the scheduled notional amount as described in this prospectus supplement. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization, pay interest shortfalls or repay losses on the mortgage loans.

See “Description of the Notes— Calculation of Interest—Interest Rate Swap Agreement” in this prospectus supplement.  See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]]

[The Cap Agreement.  Any amounts received under the cap agreement will be applied as described in this prospectus supplement to pay certain interest amounts on the [    ] Notes resulting from application of the applicable net funds cap. We cannot assure you that any amounts will be received under the cap agreement.

See “Description of the Notes—Calculation of Interest—The Cap Agreement” in this prospectus supplement.]

[Subordination and Allocation of Losses.  If the applicable subordination is insufficient to absorb losses, then noteholders will likely incur losses and may never receive all of their principal payments. You should consider the following:

•

if you buy a Class [    ] Note and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ] Notes, the principal amount of your note will be reduced proportionately with the principal amounts of the other Class [    ] Notes by the amount of that excess;

•

if you buy a Class [    ] Note and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ] and Class [    ] Notes, the principal amount of your note will be reduced proportionately with the principal amounts of the other Class [    ] Notes by the amount of that excess; and

•

if you buy a Class [    ] Note and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ], Class [    ] and Class [    ] Notes, the principal amount of your note will be reduced proportionately with the principal amounts of the other Class [    ] Notes by the amount of that excess.

[Losses on the mortgage loans will not reduce the principal amount of the senior notes.]

If overcollateralization is maintained at the required amount and the mortgage loans generate interest in excess of the amount needed to pay interest and principal on the notes, the fees and expenses of the trust [and any swap payments owed to the swap counterparty], then excess interest will be used to pay you and other noteholders the amount of any reduction in the principal amounts of the notes caused by application of losses. These payments will be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal amount was reduced because of the application of losses.

See “Description of the Notes—Credit Enhancement—Subordination” and “—Application of Realized Losses” in this prospectus supplement.]

[Limited Cross-Collateralization.  Principal payments on the [    ] notes will depend, for the most part, on collections on the mortgage loans in the related mortgage pool. However, the [    ] notes will have the benefit of credit enhancement in the form of overcollateralization and subordination from [each] mortgage pool. That means that even if the rate of losses on mortgage loans in the mortgage pool related to any class of senior notes is low, losses in the unrelated mortgage pool[s] may reduce the loss protection for those notes.]

[Risks Related to the Interest Rate Swap Agreement]

[Any net swap payment payable to the swap counterparty under the terms of the interest rate swap agreement will reduce amounts available for payment to noteholders, and may reduce payments of interest on the notes.  The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the notes.

In the event that the trust, after application of all interest and principal received on the mortgage loans, cannot make the required net swap payments to the swap counterparty, a swap termination payment as described in this prospectus supplement will be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of the interest rate swap agreement will reduce amounts available for payment to noteholders.

See “Description of the Notes—Calculation of Interest” and “—Priority of Payments” in this prospectus supplement.  See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]

[Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Notes]

As of the date of this prospectus supplement, the [swap counterparty] [cap counterparty] currently has the ratings described under “Description of the Notes—Supplemental Interest Trust—The [Swap][Cap] Counterparty.” The ratings of the [    ] notes are dependent in part upon the credit ratings of the [swap counterparty] [cap counterparty]. If a credit rating of the [swap counterparty] [cap counterparty] is qualified, reduced or withdrawn and the [swap counterparty] [cap counterparty] does not post collateral securing its obligations under the interest rate [swap][cap] agreement or a substitute counterparty is not obtained in accordance with the terms of the interest rate [swap][cap] agreement, the ratings of the [    ] notes may be qualified, reduced or withdrawn. In that event, the value and marketability of those notes will be adversely affected.

See “Description of the Notes—Calculation of  Interest—The Interest Rate [Swap][Cap] Agreement” in this prospectus supplement.  See also “Risk Factors—Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Certificates” in the prospectus.]

Borrower Mortality — Health and Life Extension Risk

Any investment in the notes must be based largely upon an investor’s expectation as to the rate at which maturity events will occur.  Each prospective investor is encouraged to study publicly available information from the United States Census Bureau, medical and scientific journals, life insurance companies, and such other sources as such prospective investors consider to be reliable as to historical trends and projections of life expectancy; recent developments and expectations as to future developments in health care for elderly persons; mobility of elderly households; regional differences in availability of health care, life expectancy and other matters; gender differences with respect to health risks and life expectancy; and such other matters as such investor considers to be material in forming its expectation as to the occurrence of maturity events.

Investors should carefully consider that the actual rate and timing of maturity events could differ significantly from such investor’s expectation.  Rapid progress in health sciences or increased availability of health care, for example, could prolong the lives of borrowers or postpone relocation of borrowers into long-term care facilities.  The availability of home nursing care could cause borrowers who would otherwise relocate to remain in their homes, delaying the occurrence of a maturity event indefinitely.  Considered scientific opinion as to life expectancy could simply be wrong.  In general, the life spans and life expectancy of Americans have increased over time.

Neither the depositor nor Lehman Brothers has undertaken any investigation of the health of the borrowers.  No representation is made as to the rate or timing of the occurrence of maturity events.

A prospective investor in the notes should consider that delays in the occurrence of maturity events could result in interest shortfalls on the notes, particularly the Class [   ] Notes; and that the final payment of a class of notes, particularly the Class [   ] Notes, could be substantially delayed.

If a borrower continues to occupy a mortgaged property longer than expected, thus delaying the occurrence of a maturity event, the amount owed on the related mortgage loan at maturity may be limited to the value of the mortgaged property.  For as long as a borrower continues to occupy a mortgaged property and until liquidation, interest will continue to accrue on the related mortgage loan at the applicable mortgage rate, which in each case is substantially higher than any reasonably anticipated rate of increase in residential property values.  Prospective investors in the notes, particularly the Class [   ] Notes, should consider the risk that they may incur losses if borrowers live, or remain sufficiently healthy to continue to live at home, longer than anticipated by such investors.

For certain information regarding the ages of the borrowers, see “Description of the Mortgage Pool.”

Property Values

A variety of factors may negatively affect the value of a mortgaged property.  As described under “— Nonrecourse Mortgage Loans” above, if a borrower or a borrower’s estate does not pay the amount due upon maturity of a mortgage loan, the only recourse of the servicer on behalf of the trust is to foreclose on and sell the related mortgaged property.  The value of such property may not have appreciated as much as might have been expected, or may have depreciated, if the related borrower failed to perform required maintenance, or if the mortgaged property is located in a neighborhood that has declined (or is perceived to have declined) in quality, or if some event or circumstance has occurred, such as a national, regional or local economic downturn, that has the effect of temporarily reducing housing prices in the area where such mortgaged property is located.

In addition, elderly homeowners may be less likely than younger homeowners to make the sorts of capital improvements that increase the value of residential properties.

See “—Risks Related to Geographic Concentration of Mortgage Loans” below.

Servicing

The procedures and the expertise required to service reverse mortgage loans differ from the procedures and expertise required to service typical mortgage loans.  A servicer of reverse mortgage loans is not responsible for collection of monthly payments and will not generally be required to modify or otherwise “work out” a delinquent mortgage loan.  Instead, a servicer must protect the collateral for the mortgage loan by monitoring borrower occupancy of the mortgaged property, payment by the borrower of taxes and insurance premiums, and maintenance by the borrower of the mortgaged property.

Investors in the notes will depend in large part upon the expertise and diligence of the servicer to receive the maximum proceeds from the mortgage loans.  The Servicer and its experience are described under “The Servicer.”  See also “Servicing of the Mortgage Loans.”

[The Funding Account]

[Investment of funds in the funding account will be limited as described herein.  It is likely that the rate of return on investment of funds in the funding account will be lower than the weighted average of the interest rates on the notes.

See “Description of the Mortgage Pool — The Funding Account.”]

[Delay In or Failure by [ ] to Purchase Assignable HECMs May Affect Yield on Notes]

[[   ] has an option to purchase assignable HECMs from the trust.  [   ] has stated that its intent is to exercise such option with respect to each assignable HECM at the earliest point at which such option may be exercised.  If, however, [   ] does not exercise this option with respect to any or all of the assignable HECMs or delays in the exercise of such option beyond the first date any such assignable HECM may be purchased by [   ], then payments to the trust in respect of such affected assignable HECMs will be delayed until the earlier of (i) the date [   ] exercises such option with respect to such assignable HECM and (ii) the date on which the final payment is received in respect of such HECM either after default by the related borrower and sale of the related REO property or upon the sale of the related mortgaged property by the borrower or its estate and receipt of any proceeds of FHA insurance thereof.  No assurance can be given that, at any particular time, [   ] will be able, financially or otherwise, to exercise its option to purchase assignable HECMs from the trust.]

[Limitations on FHA Insurance; Conveyance of FHA-lnsured HECMs]

[The servicer has represented (as of the date on which it sold the HECMs to the seller) that each of the HECMs is either (i) subject to FHA insurance as to the repayment of the outstanding amount thereof (subject to certain limitations) and certain other amounts or (ii) insurable by FHA, which insurance is subject only to receipt by the servicer of confirmation from HUD of the FHA insurance therefor.  Certain deductions, however, are made from the amount of the claims payment.  To the extent the trust incurs losses on the HECMs, insurance payable by the FHA (to the extent any assignable HECM has been purchased by [   ] at the applicable purchase option price) may be insufficient to cover such losses.  As a result, losses to the noteholders would occur.

The FHA does not pay claims in excess of the maximum claim amount, which is the lesser of the appraised value of the property or the maximum dollar amount for an area established by the Secretary of Housing and Urban Development (the “Secretary”) for a single-family residence under the National Housing Act.  The appraised value and the maximum dollar amount are determined as of the date the underwriter of the HECM receives the appraisal report for the related mortgaged property.  Closing costs are not taken into account in determining appraised value.

Further, the availability of FHA insurance is subject to a number of conditions, including strict compliance by the [   ] with FHA regulations regarding the transfer, servicing and holding the “HECMs.  Although the servicer has represented that it has complied and will comply with all applicable FHA regulations, such regulations are susceptible to differences in interpretation, and there can be no assurance that FHA’s interpretation of its regulations will not become more strict in the future.  Failure to comply with all FHA regulations may result in a curtailment or denial of FHA insurance claims.  In such a case, the indenture trustee will require the servicer to repurchase the affected HECM from the mortgage pool and may require the servicer to reimburse the trust for any related losses.  No assurances can be made, however, that the servicer will comply with these obligations or have the financial or other ability to comply with such obligations.

HUD regulations require notification of transfers of FHA-insured loans.  Such regulations are not clear whether notification is required upon any transfer of legal ownership of such loans or only upon transfer of the HUD mortgagee of record.  The servicer has not provided notification to HUD of the transfers of any HECMs [from any correspondent lender to the originator,] from the originator to the servicer or from the servicer to the seller.  There can be no assurance that HUD will interpret its regulations in a similar mariner and that, if it did so, whether this would adversely affect the FHA insurance relating to any HECM or whether any fines or penalties could be imposed by HUD for a failure to notify HUD of any of such transfers.

HUD regulations also require that FHA-insured loans be transferred only to HUD-approved mortgagees.  The Issuer is not currently a HUD-approved mortgagee, however a transfer to a non-HUD-approved mortgagee may occur if within one year following such transfer the transferee applies for and receives such approval and, if such approval is not received within such timeframe, the transferor shall be required to repurchase all of the FHA-insured loans.  The administrator will agree to make such application and the seller has agreed to repurchase all of the HECMs from the trust at the applicable repurchase price if such approval is not received within one year from the closing date.  No assurance can be given that such approval will be received on or before one year following the closing date.  No assurances can be made, however, that the seller will comply with these obligations or have the financial or other ability to comply with such obligations.]

[Payment of Claims Where Mortgagee or Another Bidder Acquires Title]

[Where the mortgagee acquires title to the property or when a party other than the mortgagee is the successful bidder at a foreclosure sale, the amount of insurance benefits generally paid by FHA is equal to the unpaid principal amount of the mortgage loan, minus the amount for which the property was sold or the appraised value of the property.  The claim amount is adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it, and to deduct certain amounts received or retained by the mortgagee after default.  The mortgagee is reimbursed for an amount generally equal to two-thirds of the mortgagee’s foreclosure costs, certain appraisal costs, and payments for maintenance and repair of the property.

The FHA pays an interest allowance from the due date to the date the FHA pays the claim at HUD’s debenture rate.  The applicable HUD debenture rate is the rate that was in effect when the FHA insurance was committed or endorsed, and may be lower than the mortgage rate on the HECM.  Where the- mortgagee fails to meet requirements related to the acquisition and sale of the property and the application for insurance benefits within a specified time frame, the allowance for payment may be computed only to the date on which the particular required action should have been taken or to which it was extended.  Such interest does not count toward the calculation of the maximum claim amount.

The insurance payment under the FHA insurance is computed as of the due date, which is the date when the mortgagee notifies the Secretary that the mortgage became due and payable because the borrower has died, the property is no longer the principal residence of at least one surviving borrower, or the borrower has conveyed all of his or her title in the property.  The due date may also arise upon approval from the Secretary where (i) the property ceases to be the principal residence of a borrower for reasons other than death and the property is not the principal residence of at least one other borrower, (ii) for a period of longer than 12 consecutive months, a borrower fails to occupy the property because of physical or mental illness, or (iii) an obligation of the borrower under the mortgage is not performed.]

[Payment of Claims for Assigned HECMs]

[When a mortgagee assigns a mortgage to the Secretary, the amount of payment is calculated by subtracting from the mortgage balance on the date of assignment all cash retained by the mortgagee and any adjustments for damage or neglect to the property.  The mortgagee is reimbursed for certain costs and attorney’s fees.  The FHA pays an interest allowance at HUD’s debenture rate from the date the mortgage was assigned to the Secretary to the date the claim is paid.  The applicable HUD debenture rate is the rate that was in effect when the insurance was committed or endorsed, and may be lower than the effective interest rate on the HECM.  If the mortgagee fails to meet certain requirements within a specified time, the interest allowance is computed only to the date on which the particular required action should have been taken.  Such interest does not count toward the calculation of the maximum claim amount.

Where a mortgagee fails to make or to timely make required payments to the borrower under a HECM, the borrower may request that the HECM be assigned to HUD.  Upon such an assignment, the mortgagee may not file a claim for FHA insurance and will be entitled to be reimbursed for payments actually made to the related borrower (less interest thereon and other administrative changes imposed by HUD on payments not made by the mortgagee, including late fees and interest) only upon the payment in full of the related HECM.  Any eventual claim amount on such an assigned HECM may also be reduced by the Secretary’s administrative expenses.]

[Payment of Claims Where Borrower Sells the Property]

[When a borrower sells the property for less than the mortgage balance, and the mortgagee releases the mortgage to facilitate the sale, the amount of the claim is computed by totaling the mortgage balance and certain tax, insurance and similar payments made, plus reimbursement generally equal to two-thirds of the mortgagee’s foreclosure costs and certain other costs.  Certain appraisal costs and payments for maintenance and repair of the property may also be reimbursed.  The claim amount is reduced by certain amounts received or retained by the mortgagee after default.

The claim amount also includes an interest allowance at HUD’s debenture rate from the date the deed is recorded to the date when payment of the claim is made.  The applicable HUD debenture rate is the rate that was in effect when the insurance was committed or endorsed, and may be lower than the mortgage rate on the HECM.  If the mortgagee fails to meet requirements related to the acquisition and sale of the property and the application for insurance benefits within a specified time, the interest allowance is computed only to the date on which, the particular required action should have been taken.  Such interest allowance does not count toward the calculation of the maximum claim amount.

In any of the foregoing cases, if [   ] has purchased the related HECM at the purchase option price and such purchase option price is greater than the amount of insurance proceeds received under the FHA insurance, such excess will give rise to a “[   ] advance” in the amount of such excess.  See “— Reimbursement of the Servicer and [   ]” below.]

[Reimbursement of the Servicer and [ ]]

[The FHA does not fully reimburse a mortgage lender for all foreclosure costs and all unpaid interest, but the servicer is entitled to full reimbursement of all servicing advances and [   ] is also entitled to full reimbursement of all [   ] advances before any of such proceeds are distributed to the noteholders.  Accordingly, losses with respect to the HECMs could result on an inability of the trust to pay accrued interest on, and the principal amount of, the notes and to make distributions to the holder of the ownership certificate.]

[Priority of Servicer’s and [ ]’s Claims for Reimbursement]

[As of the cut-off date, the [   ] had reimbursed the servicer for servicing advances made by the servicer on or prior to the cut-off date.  Such amounts will be reimbursed to the [   ] from collections on the mortgage loans prior to payments and distributions to the noteholders.  The amount of such funds advanced from the cut-off date through the date hereof is approximately $[   ].  In the event of default and liquidation of a HECM, the servicer is entitled to retain from liquidation proceeds and insurance proceeds (including proceeds of the FHA insurance) amounts advanced by the servicer with respect to the HECMs.

Because the amount of insurance proceeds paid by FHA is likely to be insufficient to cover all losses on the HECMs, and because the servicer is generally entitled to reimbursement of its servicing advances before such FHA insurance is distributed to noteholders, any resulting losses on the HECMs could result on an inability of the trust to pay accrued interest on, and the principal amount of, the notes on the maturity date and adversely affect the trust’s ability to make distributions to the holder of the ownership certificate.]

[Servicing Errors May Reduce or Eliminate FHA Insurance]

[To maintain the FHA insurance on the HECMs, the servicer must service the HECMs in accordance with the regulations of the FHA and HUD.  These regulations are complex and subject to interpretation.  To the extent that servicing deviates from the applicable guidelines, insurance claims otherwise payable on the HECMs may be reduced or eliminated.  Although the servicer is required to reimburse the trust for any loss or interest curtailment caused by the servicer’s failure to take all reasonable actions necessary to maintain such insurance, there can be no assurance that the servicer will comply with these obligations or have the financial or other ability to comply with such obligations.]

Risks Related to Geographic Concentration of Mortgage Loans

Approximately [    ]% of those mortgage loans are secured by properties located in [    ]. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in [    ] because certain conditions in that state will have a disproportionate impact on the mortgage loans in general.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Geographic Concentration of the Mortgage Loans” in the prospectus. For additional information regarding the geographic concentration of the mortgage loans to be included in each mortgage pool, see the geographic distribution tables in Annex A of this prospectus supplement.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

Violations of certain federal, state or local laws and regulations relating to the protection of consumers, unfair and deceptive practices and debt collection practices may limit the ability of the servicer to collect all or part of the principal of or interest on the related mortgage loans and, in addition, could subject the trust to damages and administrative enforcement.

See “Risk Factors—Violations of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans” in the prospectus.
Violation of Predatory Lending Laws/Risks Related to High Cost Loans

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust, as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans. If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected loans and pay any related liabilities, noteholders could incur losses.

For a discussion of anti-predatory lending laws and the effect of any “high cost” loans on the trust, see “Risk Factors—Predatory Lending Laws/High Cost Loans” in the prospectus.

[Additional risk factors to be provided as applicable.]

Glossary

A glossary of defined terms used in this prospectus supplement begins on page S-[   ]. Any terms used in this prospectus supplement and not defined in the glossary are defined in the accompanying prospectus.

Description of the Notes

General

[The SASCO Reverse Mortgage Loan Trust [     ] Mortgage-Backed Notes will consist of the following Classes:

•

the Class [  ] Notes,

•

the Class [    ] Notes, and

•

the Class [     ] Notes.

Only the Offered Notes are offered hereby.]

The Notes will represent obligation so the Trust and will be secured by the Trust Estate.  The Trust Estate will generally consist of:

•

the Mortgage Loans;

•

deposits in the Note Payment Account made in respect of the Mortgage Loans;

•

property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure;

•

[amounts on deposit in the Funding Account]; and

•

any applicable insurance policies and all proceeds thereof.

Each class of Offered Notes will be issued in the respective approximate Class Principal Amount specified in the table on page S-1 and will accrue interest at the respective Interest Rate specified in the table on page S-1 and as further described under “Summary of Terms—The Notes—Payments on the Notes—Interest Payments.”  The original Class Principal Amount of the Offered Notes may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined herein) of the Mortgage Loans is increased or decreased as described under “Description of the Mortgage Pool” herein.

Payments on the Offered Notes will be made on the [25th] day of each month (or, if the [25th] day is not a Business Day the next succeeding Business Day), commencing [     ], to Noteholders of record on the immediately preceding Record Date.

[For purposes of allocating payments of principal and interest on the Senior Notes, (1) the Group [    ] Notes will relate to, and generally will be limited to collections from, the Pool [    ] Mortgage Loans and (2) the Group [    ] Notes will relate to, and generally will be limited to collections from, the Pool [    ] Mortgage Loans. However, holders of each class of [    ] Notes will receive the benefit of Monthly Excess Interest generated by each Mortgage Pool and, to a limited extent, certain principal payments generated by the Mortgage Pool unrelated to that class. Holders of [    ] Notes will be entitled to receive payments based upon principal and interest collections from each Mortgage Pool, but such rights to payments will be subordinate to the rights of the holders of the [    ] Notes to the extent described herein.]

[The Ownership Certificate will be entitled to cashflow, if any, remaining after required payments are made to the [    ] Notes and to pay certain expenses of the Trust (including payments to the [Swap Counterparty]).

Payments on the Offered Notes will be made on the Payment Date to Noteholders of record on the applicable record date specified in the table on page S-2. Payments on the Offered Notes will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided, that the final payment in respect of any Note will be made only upon presentation and surrender of such Note at the Corporate Trust Office of the Indenture Trustee. See “—The Indenture Trustee” herein.

Book-Entry Registration

The Offered Notes will be issued, maintained and transferred on the book-entry records of DTC and its Participants. Each class of Book-Entry Notes will be represented by one or more Global Securities that equal in the aggregate the initial Class Principal Amount of the related class registered in the name of the nominee of DTC. The Offered Notes will be issued in minimum denominations in the principal amounts and the incremental denominations in excess thereof specified in the table on page S-2.

Beneficial Owners of the Book-Entry Notes will hold their Notes through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Notes will be issued in one or more notes that equal the initial Class Principal Amount of the related class of Offered Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries names on the books of DTC. Except as described below, no Beneficial Owner will be entitled to receive a physical note representing such Note. Unless and until Definitive Notes are issued for the Book-Entry Notes under the limited circumstances described herein, all references to actions by Noteholders with respect to the Book-Entry Notes shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Noteholders with respect to the Book-Entry Notes shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Notes, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. See “Description of the Securities—Book-Entry Registration” in the prospectus.

Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

For information with respect to tax documentation procedures relating to the Book-Entry Notes, see “Material Federal Income Tax Considerations—Taxation of Securities Treated as Debt Instruments” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex A to in the prospectus.

[Exchangeable Notes

General.  All or a portion of the Exchangeable Notes may be exchanged for a proportionate interest in the related Exchangeable Notes in the combinations shown in Annex [    ].  All or a portion of the Exchangeable Notes may also be exchanged for the related offered notes in the same manner.  This process may occur repeatedly.

The classes of offered notes and of Exchangeable Notes that are outstanding at any given time, and the outstanding principal balances and notional amounts of these classes, will depend upon any related payments of principal, as well as any exchanges that occur.  Offered Notes and Exchangeable Notes in any combination may be exchanged only in the proportion that the original principal balances of such notes bear to one another as  shown in Annex [   ].

Holders of Exchangeable Notes will be the beneficial owners of a proportionate interest in the notes in the related Combination Group and will receive a proportionate share of the payments on those notes.

Procedures.  If a Noteholder wishes to exchange notes, the Noteholder must notify the [Indenture Trustee][Trust Administrator][Note Registrar] by [   ] at [   ] or [   ] no later than [   ] Business Days before the proposed exchange date.  The exchange date can be any Business Day other than the first or last Business Day of the month subject to the [Indenture Trustee’s][Trust Administrator’s] [Note Registrar’s] approval.  The notice must be on the Noteholder’s letterhead, carry a medallion stamp guarantee and set forth the following information:  the CUSIP number of both notes to be exchanged and notes to be received, outstanding principal balance and/or notional amount and the original principal balance and/or notional amount of the notes to be exchanged, the Noteholder’s DTC participant number and the proposed exchange date.  After receiving the notice, the [Indenture Trustee][Trust Administrator][Note Registrar] will [e-mail] the Noteholder with wire payment instructions relating to the exchange fee.  The Noteholder will utilize the Deposit and Withdrawal System at DTC to exchange the Notes.  A notice becomes irrevocable on the [    ] Business Day before the proposed exchange date.

In connection with each exchange, the Noteholder must pay the [Indenture Trustee][Trust Administrator][Note Registrar] a fee equal to [   ].  In no event, however, will the fee be either less than $[    ] or greater than $[    ].

The [Indenture Trustee][Trust Administrator] will make the first payment on an offered note or an Exchangeable Note received in an exchange transaction on the Payment Date in the following month to the Noteholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations.  The characteristics of the Exchangeable Notes will reflect the characteristics of the related offered notes.  Investors should also consider a number of factors that will limit a Noteholder’s ability to exchange offered notes for Exchangeable Notes and vice versa:

•

At the time of the proposed exchange, a Noteholder must own notes of the related class or classes in the proportions necessary to make the desired exchange.

•

A Noteholder that does not own the notes may be unable to obtain the necessary offered notes or Exchangeable Notes.

•

The Noteholder of needed notes may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•

Certain notes may have been purchased or placed into other financial structures and thus be unavailable.

•

Principal payments will decrease the amounts available for exchange over time.

•

Only the combinations listed on Annex [   ] are permitted.]

Calculation of Interest

The amount of interest payable on each Payment Date in respect of each class of Offered Notes will equal [    ] for such class and for such date.  Interest will accrue on the Offered Notes on the basis of [    ].

The Interest Rate for each class of Offered Notes will be the applicable annual rate described under “Summary of Terms—The Notes—Payments on the Notes—Interest Payments.”

[Interest Rate Swap Agreement.] [Description of any swap agreement to be provided.]

[State whether the significance percentage with respect to the Swap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Swap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Swap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided.  If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

On each Payment Date, the amounts received by the Trust under the Swap Agreement will be paid in the following order of priority:

(1)

to the [    ] Notes, Current Interest and any Carryforward Interest for such class for such Payment Date;

(2)

to the [   ] Notes, any Deferred Amount for such class for such Payment Date; and

 (3)

to the Ownership Certificate, any remaining amount;

[The Cap Agreement.  As of the Closing Date, the Issuing Entity will enter into the Cap Agreement with the Cap Counterparty for the sole benefit of the [    ] Notes.  The [Depositor] will establish the Cap Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date.  [Describe Cap Agreement.]]

[State whether the significance percentage with respect to the Cap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Cap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Cap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided.  If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

[Determination of LIBOR

[Description of how LIBOR is set to be provided.]

LIBOR for the first Accrual Period will be[    ]%.]

Priority of Payments

The Master Servicer will be required to remit all amounts in the Collection Account (as defined herein) net of the Master Servicer compensation to a segregated account maintained by the Indenture Trustee for the benefit of the Noteholders (the “Note Payment Account”).  Such remittance shall occur in each month, beginning in [   ], [two] Business Days prior to the related Payment Date.  Payments on the Notes will be made on each Payment Date from the Available Payment Amount.

On each Payment Date, the Available Payment Amount will be allocated in the following order of priority:

first, [beginning in [   ], and on each Payment Date thereafter, to the Owner Trustee, the Owner Trustee Fee;]

second, [after the amount on deposit in the Funding Account has been reduced to zero, to Lehman Bank or its designee, in an amount equal to the aggregate dollar amount of all Additional Amounts created during the immediately preceding calendar month and not yet purchased] [[to the holder of the Class [   ] Certificates, to reimburse funds provided by the holder of the Class [   ] Certificates to the trust for the purchase of Additional Amounts, an amount equal to the aggregate amount of all Additional Amounts purchased by the trust during the immediately preceding calendar month and not yet reimbursed to the holder of the Class [   ] Certificates];

third, concurrently, in proportion to the amount of Current Interest for each such Class, to the Class [   ] and Class [   ] Notes, Current Interest for each such Class;

fourth, to the Class [   ] Notes, the amount necessary to reduce the Class Principal Amount thereof to [    ] for such Payment Date;

fifth, to the Class [   ] Notes, Current Interest for such Class;

sixth, to the Class [   ] Notes, the amount necessary to reduce the Class Principal Amount thereof to [   ] for such Payment Date;

seventh, to the Class [   ] Notes, any Deferred Amount for such Class and such date;

eighth, to the Class [   ] Notes, any Deferred Amount for such Class and such date;

ninth, for payment of any reimbursement amounts payable to the Indenture Trustee, the Owner Trustee, the Administrator, the Master Servicer and the Servicer without regard to the limitations described in the definition of “Available Payment Amount;” and tenth, to the [Ownership Certificate] [Class R Certificates], any remaining amount.

Credit Enhancement

Credit enhancement for each Class of Notes will take the form of [described as applicable]:

•

[an irrevocable letter of credit]

•

[the subordination of the Subordinate Notes to the Senior Notes]

•

[reserve funds]

•

[a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy]

•

[a surety bond or note guarantee insurance policy]

•

[the use of cross-support features]

•

[overcollateralization]

•

[excess interest]

•

[an interest rate swap agreement]

[If any credit enhancement provider is liable or contingently liable to provide payments representing 10% or more of the cashflow supporting any class of Notes, a description of any such credit enhancement provider will be provided, including the name of the credit enhancement provider, the organizational form of the credit enhancement provider and the general character of the business of the credit enhancement provider.]

[If any credit enhancement provider is liable or contingently liable to provide payments representing 10% or more, but less than 20% of the cashflow supporting any class of Notes, financial data with respect to any such credit enhancement provider as required by Item 301 of Regulation S-K will be provided, and if any credit enhancement provider is liable or contingently liable to provide payments representing 20% or more of the cashflow supporting any class of Notes, financial statements of any such credit enhancement provider meeting the requirements of Regulation S-X will be provided.]

Application of Realized Losses.  Realized Losses on the Mortgage Loans will have the effect of reducing amounts payable in respect of, first, the [Ownership Certificate] [Class R Certificates] [(through the a reduction in the Overcollateralization Amount for the related Payment Date)]; second, the [    ] Notes; third, the [    ] Notes; and fourth, the[    ] Notes, before reducing amounts payable in respect of the Senior Notes.

To the extent that Realized Losses are incurred, those Realized Losses will reduce the Pool Balance[, and thus may reduce the Overcollateralization Amount]. [As described herein, the Overcollateralization Amount is increased and maintained by application of the Available Payment Amount to make payments of principal on the Offered Notes.]

If on any Payment Date after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Collection Period and payments of principal on such Payment Date, there are Applied Loss Amounts, the Note Principal Amounts of the [    ] Notes will be reduced in inverse order of priority of payment. Applied Loss Amounts will be allocated in reduction of the Class Principal Amount of first, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero; second, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero; third, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero; and fourth, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero.

Holders of the [    ] Notes will not receive any payments in respect of Applied Loss Amounts, [except from the Available Payment Amount, to the extent of such excess funds available to pay Deferred Amounts on the Notes, as described under “—Priority of Payments” above].

Optional Redemption of the Notes

On the first Payment Date on which the aggregate principal amount of the Notes outstanding, after giving effect to payments on such Payment Date, is less than ten percent of the initial aggregate principal amount of the Notes (the “Initial Optional Termination Date”) and on any date thereafter, [   ] will have the right to purchase all of the property remaining in the Trust for a price equal to the sum of (1) the aggregate outstanding principal amount of the Notes, plus interest accrued and unpaid thereon, (2) the amount necessary to pay (a) all unpaid compensation and unreimbursed expenses and indemnity amounts of the Indenture Trustee, the Owner Trustee, the Administrator, the Master Servicer and the Servicer and any other fees and expenses of the Trust and (b) all amounts due [   ] in respect of Additional Amounts, (3) the aggregate Future Loan Commitment and (4) any costs and damages incurred by the Trust as a result of violation of any applicable federal, state or local predatory or abusive lending law in connection with the origination of any Mortgage Loan.  If [   ] fails to exercise such option on the Initial Optional Termination Date, the margin each of the Class [   ] and Class [   ]  Notes will be increased as described under “The Offered Notes” on page S-1 in this prospectus supplement.

Such purchase of the property of the Trust will effect a redemption of the Notes and termination of the Trust.  The net proceeds of sale of the Trust property will be applied in the order of priority described under “— Priority of Payments” above.

[Mandatory Auction Call of the Notes

[Mandatory Auction Call.] [Description of the auction procedure and any market value swap agreement to be provided.]

[On [date], the Auction Administrator will solicit bids for purchase of [all of] [the Class [   ], Class [   ] and Class [   ]] Notes in the secondary market from dealers and institutional investors. If bids are received for the entire amount of the Notes subject to the mandatory auction, then the auction will have been successful and Notes will be sold to the highest bidders. The prices at which the Notes are sold through this procedure will be used as the value of the Notes for purposes of the Market Value Swap Agreement. If the total auction price is less than par, the Market Value Swap Counterparty will pay the shortfall. If the total auction price is greater than par, then the Market Value Swap Counterparty will receive the excess. If the total auction price is less than par, the original investors in the Notes will receive the auction price plus the Market Value Swap Agreement proceeds, which together will equal par.

The mandatory auction will close if sufficient bids are received covering all of the Notes that are subject to the mandatory auction, and if the Market Value Swap Agreement covers any shortfall from par. If these conditions are not met, then the auction will have failed and the original investors will retain their Notes. If these conditions are met, then the auction will close, and the original investors will be obligated to tender their Notes and will receive the required par purchase price. The tender will take place through the book-entry facilities, with no action required on the part of Noteholders. When the mandatory auction closes and the original investors tender their Notes and receive the par purchase price, the Notes will remain outstanding, and continue to receive distributions in accordance with their original terms.]

[State whether the significance percentage with respect to the Market Value Swap Agreement is less than 10%, or 10% or more but less than 20%, or 20% or more.]

The Auction Administrator. [Description of auction administrator].

The Market Value Swap Counterparty. [Description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty to be provided.]

[If the significance percentage of the Market Value Swap Agreement is 10% or more, but less than 20%, then financial data as required by Item 301 of Regulation S-K will be provided. If 20% or more, financial statements meeting the requirements of Regulation S-X will be provided.]

Fees and Expenses of the Trust

In consideration of their duties on behalf of the Trust, the Servicer, [the Master Servicer], the Owner Trustee, the Indenture Trustee, [the Trust Administrator], [the Custodian], [and the Credit Risk Manager] will receive from the assets of the Trust certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Servicer	Monthly	[Describe Fee.]	Withdrawn from the related Servicing Account in respect of each Mortgage Loan serviced by that Servicer, before payment of any amounts to Noteholders.
[Master Servicer]	monthly	[Describe Fee.]	[Describe how and when payable.]
Owner Trustee	annually	[Describe Fee.]	[Describe how and when payable.]
Indenture Trustee	monthly	[Describe Fee.]	[Describe how and when payable.]
[Custodian]	monthly	[Describe Fee.]	[Describe how and when payable.]
[Trust Administrator]	monthly	[Describe Fee.]	[Describe how and when payable.]
[Credit Risk Manager]	monthly	[Describe Fee.]	[Describe how and when payable.]

The Servicing Fees set forth in the table above may not be increased without amendment of the Servicing Agreement as described under “Mortgage Loan Servicing—Amendment of the Servicing Agreement” below. None of the other fees set forth in the table above may be changed without amendment of the Transfer and Servicing Agreement as described under “The Sale and Assignment Agreement and the Transfer and Servicing Agreement—Amendment” below.

Expenses of the Servicer, the Custodians, the Master Servicer, the Owner Trustee and the Trust Administrator will be reimbursed before payments are made on the Notes. Expenses of the [Indenture Trustee] will be reimbursed up to $[    ] annually before payments of interest and principal are made on the Notes; any additional unpaid expenses above $[    ] in any year will be paid to the Indenture Trustee to the extent of any remaining Interest Remittance Amount after all payments of Current Interest and any Carryforward Interest on the Notes.

Description of the Mortgage Pool

General

Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein are derived solely from the characteristics of the Mortgage Loans as of the Cut-off Date. Whenever reference is made herein to the characteristics of the Mortgage Loans or to a percentage of the Mortgage Loans, unless otherwise specified, that reference is based on the Cut-off Date Balance.

The Trust will primarily consist of approximately [   ] Mortgage Loans secured by first liens on one- to four-family residences having an aggregate Outstanding Amount as of the Cut-off Date of approximately $[   ].  Interest accrues on the Mortgage Loans as provided in the related Mortgage Note.

Wherever reference is made herein to a fraction or percentage of some or all of the Mortgage Loans, such percentage is determined (unless otherwise specified) on the basis of the aggregate Outstanding Amount as of the Cut-off Date.

The Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on residential properties that may consist of [one- to four-family detached or semi-detached one- to four-family dwelling units, individual condominium units, townhouses and individual units in planned unit developments or, in the case of cooperative loans, shares in the cooperative corporation and a lease on the applicable unit.]  The Mortgaged Properties may also include manufactured housing and land which together are classified as real property in the state in which they are located.

Each Mortgage Loan is a nonrecourse loan — if a borrower or a borrower’s estate fails to pay the amount due under a Mortgage Loan at maturity or a borrower otherwise defaults, the applicable Servicer on behalf of the Trust will be able to recover only the proceeds of foreclosure on and sale of the related Mortgaged Property.  Generally, Mortgage Loans are not repaid immediately at maturity, but continue to accrue interest until the liquidation of the related Mortgaged Property and the repayment of the Mortgage Loan.  No income of a borrower may be attached, and no other property or assets of a borrower or a borrower’s estate may be seized and sold to satisfy the Mortgage Loan payment obligation.

The “Current Loan-to-Value Ratio” for each Mortgage Loan is the ratio of the Outstanding Amount of such Mortgage Loan as of the Cut-off Date to the current value of the related Mortgaged Property determined on the basis of an original appraisal.  The Current Loan-to-Value Ratios of the Mortgage Loans range from [   ]% to [   ]%, with a weighted average of approximately [   ]%.  Because the Current Loan-to-Value Ratio does not reflect advances to be made to borrowers over the remaining terms of the Mortgage Loans, prospective investors should not make an investment decision solely on the basis of the Current Loan-to-Value Ratios of the Mortgage Loans.  Prospective investors are urged to consider the information set forth below regarding available credit under the Mortgage Loans, as well as their own expectations as to the rate at which compounding of interest at the applicable Mortgage Rates will increase the Outstanding Amounts of the Mortgage Loans over time, before making an investment decision.

Pursuant to its terms, each Mortgage Loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount generally equal to the lower of the outstanding amount thereof or the replacement value of the improvements on the Mortgaged Property.  Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.  However, to the extent that such insurance is not maintained or is not sufficient to cover damage to an individual unit, any such damage could significantly reduce the value of the Mortgaged Property.

All of the Mortgage Loans are subject to prepayment at any time without penalty and are not assumable.  A borrower may be declared in default under a Mortgage Loan and forced to repay the loan in full if such borrower fails to adequately maintain the related Mortgaged Property or violates certain other terms of the Mortgage Loan.

Additional terms of the Mortgage Loans are described under “— Credit Line Draws” below.

 [Adjustable Rate Mortgage Loans

Approximately[    ]% and [    ]% of the Adjustable Rate Mortgage Loans are [Six-Month LIBOR] Mortgage Loans and [    ] Mortgage Loans, respectively. There will be corresponding adjustments to the monthly payment amount for each Adjustable Rate Mortgage Loan on the related Adjustment Date; provided that the first such adjustment for approximately [    ]% of the Adjustable Rate Mortgage Loans will occur after an initial period of approximately [    ] years following origination and in the case of approximately [    ]% of the Adjustable Rate Mortgage Loans, approximately [    ] years following origination.

On each Adjustment Date for an Adjustable Rate Mortgage Loan, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8%, of the applicable Index and the Gross Margin, provided that the Mortgage Rate on each such Adjustable Rate Mortgage Loan will not increase or decrease by more than the related Periodic Cap on any related Adjustment Date and will not exceed the related Maximum Rate or be less than the related Minimum Rate. The Mortgage Rate generally will not increase or decrease on the first Adjustment Date by more than the Initial Cap; the Initial Caps range from [    ]% to [    ]% for all of the Adjustable Rate Mortgage Loans. Effective with the first monthly payment due on each Adjustable Rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the Mortgage Rate on each such Adjustable Rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the applicable Index and the related Gross Margin, rounded as described herein. See “—The Indices” below.

The Adjustable Rate Mortgage Loans generally do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.]

 [The Indices

The Index used in the determination of the Mortgage Rates of the Mortgage Loans will be [                      ], as published by [             ].  See “The Trust Funds—The Mortgage Loans—General” in the prospectus.]

[Participation Interests in Mortgage Loans

General

[   ] Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ] (representing approximately [   ]% of the Mortgage Loans) are represented by Participation Interests.

[Terms of the Participation Agreements

The Issuing Entity will own the entitlement to the related Mortgage Loans under the related Participation Agreement, and the entitlement to the remaining interest and principal payments on the related Mortgage Loan will not be owned by the Issuing Entity.  Under the related Participation Agreement, the Servicer services the related Mortgage Loan on behalf of all of the respective owners, and the mortgage file for each Mortgage Loan will be held by a single custodian or trustee on behalf of all of the respective owners.  Under the related Participation Agreement, the Servicer is obligated to service the related Mortgage Loan in accordance with accepted servicing practices for that mortgage loan type as described herein under “Mortgage Loan Servicing.”  All collections received as to that Mortgage Loan will be promptly remitted to the respective owners of the participation interests.  The Servicer will not make advances for delinquent scheduled payments.]]

The terms of each Participation Agreement are as follows:

[Table to be provided showing balances, interest rates, expected maturities, servicer and the Issuing Entity’s ownership percentage under each Participation Agreement.]

[The offering documents for each Participation Agreement are provided as Annex [C] to this Prospectus Supplement.]

The Mortgage Loans

The Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.  Prior to the issuance of the Notes, Mortgage Loans may be removed from the Trust as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate, and a limited number of other mortgage loans may be included in the Trust prior to the issuance of the Notes.

Number of Mortgage Loans	[ ]
Aggregate Outstanding Amount	$[ ]
Mortgage Rates:
Weighted Average	[ ]%
Range	[ ]% to [ ]%
Ages of Borrowers(1):
Weighted Average	[ ] years
Range	[ ] to [ ] years

__________________

(1)  In the case of co-borrowers, the age of the younger borrower is used in calculating the range and weighted average ages of the borrowers.

The Outstanding Amounts of the Mortgage Loans as of the Cut-off Date range from approximately $[   ] to approximately $[   ].  The Mortgage Loans have an average Outstanding Amount as of the Cut-off Date of approximately $[   ].

No more than approximately [   ]% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Each Mortgage Loan bears interest at a variable interest rate, adjusted semi-annually, equal to the Index (as defined herein), plus a margin equal to [   ]%, subject to the maximum rate specified in the related Mortgage Note.

With respect to approximately [   ]% of the Mortgage Loans, there are two co-borrowers whose weighted average age is [   ] years (calculated by basing borrower age with respect to each Mortgage Loan on the lesser of the two co-borrowers’ ages); the weighted average age of the female co-borrowers is [   ] years; and the weighted average age of the male co-borrowers is [   ] years.  With respect to approximately [   ]% of the Mortgage Loans, the sole borrower is a female with a weighted average age of [   ] years.  With respect to approximately [   ]% of the Mortgage Loans, the sole borrower is a male with a weighted average age of [   ] years.

The Mortgage Loans are expected to have the approximate characteristics as of the Cut-off Date as set forth in Annex A to this prospectus supplement.

[Credit Line Draws

In general, each Mortgage Loan provides for an initial advance to the borrower at origination and may provide for additional Advances to the borrower from time to time at the request of the borrower.  However, a borrower may elect to receive a lump sum at the time of loan origination with no outstanding credit line. Additional Advances must be in amounts not less than, generally, $500 and may not, in the aggregate, exceed the credit limit specified in the Mortgage Note (the “Principal Limit”).

The Principal Limit applicable to any Mortgage Loan may be increased over time as provided in the related Mortgage Note.

The Mortgage Loans accrue interest at variable Mortgage Rates equal to an Index described under “— The Indices” above plus a margin of [   ]%, subject to a maximum rate specified in the related Mortgage Note.  The Mortgage Rates of the Mortgage Loans adjust semi-annually.  Accrued interest is added to the Outstanding Amount of the Mortgage Loan and is not required to be paid until maturity.

Upon the occurrence of a Maturity Event, a borrower or a borrower’s estate is required to pay the Outstanding Amount of the related Mortgage Loan.]

[The HECMs

All of the HECMs were originated or acquired by the Originator generally in accordance with the Underwriting Guidelines.

The Trust will consist of home equity conversion mortgages which [   ] has represented (as of the date on which it sold the HECMs to the Seller) are either (i) subject to FHA insurance as to the repayment of the principal amount thereof (subject to certain limitations) and certain other amounts or (ii) insurable by FHA, which insurance is subject only to receipt by the Servicer of confirmation from HUD of the FHA insurance therefor.  Such FHA insurance covers the repayment of the principal amount of the HECM (subject to certain limitations) and certain other amounts.  Each HECM will be a non-recourse loan to the related borrower.  The Servicer will represent that no HECM provides for the mortgagee to share in the appreciation of the related mortgaged property.

A HECM may be either (1) a line of credit whereby the borrower may borrow, repay and reborrow the principal amount thereof, (2) a tenure loan whereby the borrower is entitled to receive a monthly payment from the mortgagee for the remainder of the borrower’s life, so long as the borrower continues to occupy the mortgaged property, (3) a term loan whereby the borrower is entitled to receive a monthly payment from the mortgagee for a specified term, so long as the borrower continues to occupy the mortgaged property, (4) a modified tenure loan, whereby a portion of the principal limit of the loan is made available to the borrower in a series of monthly payments for the remainder of the borrower’s life, so long as the borrower continues to occupy the mortgaged property, and the remainder of the principal limit is a line of credit whereby the borrower may borrow, repay and reborrow the portion of the principal amount thereof or (5) a modified term loan, whereby a portion of the principal limit of the loan is made available to the borrower in a series of monthly payments for a specified term, so long as the borrower continues to occupy the mortgaged property, and the remainder of the principal limit is a line of credit whereby the borrower may borrow, repay and reborrow the portion of the principal amount thereof.  During the life of the HECM, the borrower may at any time and from time to time, change the type of HECM.

The amount that the borrower can receive from a HECM is determined by calculating its principal limit (the “Principal Limit”).  The Principal Limit increases monthly and represents the maximum aggregate amount that may be advanced to or for the benefit of a borrower.  The Principal Limit at origination is based on the age of the youngest borrower, the expected average mortgage interest rate, and the maximum claim amount.  To determine the maximum amount of payments that a borrower can receive after closing, the net principal limit (the “Net Principal Limit”) is calculated for the related HECM.  The Net Principal Limit is calculated by subtracting from the Principal Limit all payments that have been made to or on behalf of the borrower, such as MIP payments, closing costs, Servicing Fees and any other cash payments to the borrower, and any funds set aside from the Principal Limit for monthly servicing fees, MIP payments, repairs, property taxes and/or insurance.  The Net Principal Limit may be drawn by a borrower as monthly payments, or as a line of credit, or both.]

[The FHA Insurance and Mortgage Insurance Premiums

[   ] has represented (as of the date on which it sold the HECMs to the Seller) that each of the HECMs is either (i) subject to FHA insurance as to the repayment of the principal amount; thereof (subject to certain limitations) and certain other amounts or (ii) insurable by FHA, which insurance is subject only to receipt by the Servicer of confirmation from HUD of the FHA insurance therefor.  The FHA is an organizational unit within HUD.  The FHA was established to encourage improvement in housing standards and conditions and to exert a stabilizing influence on the mortgage market.

The maximum amount payable under the FHA insurance with respect to a HECM (the “Maximum Claim Amount”) is established at the origination of such HECM.  The Maximum Claim Amount is the lesser of the appraised value of the related Mortgaged Property or the maximum mortgage amount for a one-family residence that the FHA will insure in the area in which the related mortgaged property is located.  FHA insurance will not pay any amount in excess of the related Maximum Claim Amount established for a HECM.

A mortgage insurance premium (“MIP”) is charged for each HECM in the Trust to the related borrower for the FHA insurance.  The MIP is paid by the Servicer as follows: (1) at the origination of the HECM, in an amount equal to 2.00% of the related Maximum Claim Amount and (2) monthly in an amount equal to 1/12 times 0.5% times Outstanding Amount of the HECM.  All MIP payments are added to the principal balance of the related HECM and remitted by the Servicer to HUD at origination (with respect to the premium due at origination) and monthly (with respect to each monthly premium).

If a HECM is a term or tenure loan, the MIP for such HECM is (1) with respect to the premium due at origination, added to the principal balance of the HECM at origination and (2) with respect to the monthly premiums, added to the principal balance of the HECM each month by adding to the interest rate at which the related monthly payment is calculated the monthly MIP rate (the “MIP Rate”).  Such MIP payments, in each case, reduce the amount of payments the borrower may receive under its HECM.  If a HECM is a line of credit or is a modified term or modified tenure, the MIP for such HECM is (1) with respect to the premium due at origination, added to the principal amount of the HECM and (2) with respect to the monthly premiums, added to the principal amount of the HECM each month by adding such monthly premium to the principal amount of the HECM (in each case, thereby reducing the amount of payments the borrower may receive).  See “Description of the Mortgage Pool— Future Advances Under the Mortgage Loans” in this prospectus supplement.

In addition, the FHA offers two insurance options (1) assignment and (2) shared premium for any HECM.  The Servicer has represented (as of the date on which it sold the HECMs to the Seller) that none of the HECMs in the Mortgage Pool provide for shared premiums. The assignment option permits the mortgagee to assign the related HECM to HUD for payment of the related Maximum Claim Amount upon either (A) the Outstanding Amount of such HECM equaling or being greater than 98% of the related Maximum Claim Amount or (B) when a request for a line of credit draw would cause the outstanding principal of such HECM to equal or exceed 98% of the related Maximum Claim Amount.

In order to obtain the benefit of the FHA insurance on any HECM in the Trust, the Servicer must (1) have made all required payments to the related borrower (including any required monthly payments and any payments in respect of any draw on a HECM that is a line of credit or modified tenure loan) and (2) have paid all the required MIPs related to such HECM to HUD.  If the Servicer fails to pay the required premium, the FHA insurance for such HECM may be terminated.

If the Servicer fails to make payments to the borrower under a HECM in the Mortgage Pool and the borrower so requests the HECM will be assigned to HUD.  Upon such an assignment, no claim for FHA insurance can be filed and FHA will not make any payment to reimburse HUD for payments actually made to the related borrower until the payment in full of the related HECM.]

Future Advances under the Mortgage Loans

The Servicer will be required under the terms of the Mortgage Notes and under the Servicing Agreement to continue to make, from its own funds, all scheduled and unscheduled advances (each, an “Advance”) required under the terms of the Mortgage Loans to be made to borrowers on or after the Cut-off Date and all Advances with respect to Servicing Fees, [MIP Payments] and other amounts provided for in the related Mortgage Note [and, in the case of a HECM, in accordance with HUD’s rules and regulations relating to HECMs].  Any successor Servicer, including the Master Servicer, will be required to assume the predecessor Servicer’s obligation to make Advances required under the terms of the Mortgage Loans.

All amounts added to the Outstanding Amounts of the Mortgage Loans in respect of such Advances (“Additional Amounts”) will be conveyed to the Trust at the time the related Advance is made, or shortly thereafter, except as described herein.  [[   ] will be obligated, except as described below, under the Purchase Agreement to purchase from [   ] all Additional Amounts created with respect to the Mortgage Loans, and will be obligated to convey such Additional Amounts to the Seller. The Additional Amounts will then be assigned by the Seller to the Depositor and by the Depositor to the Trust.]   The Trust will be obligated to purchase Additional Amounts created with respect to all of the Mortgage Loans, to the extent that the Trust has funds available to do so.

The purchase price paid by the Trust for Additional Amounts will take the form, generally, of amounts withdrawn by the Indenture Trustee from the Funding Account and remitted to Lehman Bank or its designee on behalf of the Trust for such purpose.  It is generally expected that the Indenture Trustee will remit such amounts to [    ], and that [    ] in turn will direct the Indenture Trustee to remit such amounts to [    ].

[The Funding Account

On the Closing Date, the Indenture Trustee will establish a segregated account (the “Funding Account”) for the benefit of the Noteholders, into which [   ] will deposit cash equal to approximately $[   ] (the “Funding Account Deposit”).  The amount of the Funding Account Deposit was determined by calculating the total, as of the Closing Date, of the available undrawn amount for each Mortgage Loan as of the end of the immediately preceding calendar month, without giving effect to future increases in the credit limit (the “Maximum Funding Amount”).

Amounts on deposit in the Funding Account will be invested at the direction of [   ] in high credit quality, liquid investments having fixed maturities as permitted under the Transfer and Servicing Agreement, including securities issued or guaranteed by Fannie Mae or Freddie Mac; non-agency mortgage-backed securities rated in the highest rating category by each Rating Agency; and commercial paper having a maturity of not more than 30 days and a rating in the highest short-term rating category by each Rating Agency.

On the [tenth] calendar day (or, if such [tenth] day is not a Business Day, the following Business Day) of each month, the Indenture Trustee will withdraw from the Funding Account and remit to Lehman Bank or its designee an amount equal to the lesser of (1) an amount equal to the aggregate dollar amount of all Additional Amounts created during the immediately preceding calendar month, as indicated on a report delivered to the Indenture Trustee from the Master Servicer, and (2) the amount remaining on deposit in the Funding Account (such amount, the “Additional Amounts Draw”).

Prior to each Payment Date, the Indenture Trustee will calculate the Maximum Funding Amount (based solely on information provided by the Master Servicer) and the Interest Shortfall Draw, if any.  On the Business Day immediately preceding each Payment Date, the Indenture Trustee will withdraw from the Funding Account and deposit into the Note Payment Account the Interest Shortfall Draw for such date, which will not be included in the Available Payment Amount.  The “Interest Shortfall Draw” for each Payment Date will equal the least of (1) the total of any amounts payable under priorities[   ], [   ] and [   ] under “—Priority of Payments” for such date that remain unpaid after application of the Available Payment Amount, (2) the amount remaining on deposit in the Funding Account and (3) the sum of (a) any amount payable under priority [   ] under “—Priority of Payments” for such date that remains unpaid after application of the Available Payment Amount and (b) the sum of the Class [   ] Interest Shortfall Draw Limit and the Class [   ] Interest Shortfall Draw Limit for such date.  The “Class [   ] Interest Shortfall Draw Limit” on the Closing Date will be equal to $[   ], and on each Payment Date will be equal to $[   ] minus the aggregate amount of Interest Shortfall Draws with respect to the Class [   ] Notes for all prior Payment Dates.  The “Class [   ] Interest Shortfall Draw Limit” on the Closing Date will be equal to $[   ], and on each Payment Date will be equal to $[   ] minus the aggregate amount of Interest Shortfall Draws with respect to the Class [   ] Notes for all prior Payment Dates.  Application of the Class [   ] Interest Shortfall Draw Limit and Class [   ] Interest Shortfall Draw Limit will limit amounts available from the Funding Account to make interest payments on the Class [   ] and Class [   ] Notes, respectively; after the Class [   ] Interest Shortfall Draw Limit has been reduced to zero, no further amounts will be withdrawn from the Funding Account for the benefit of the Class [   ] Notes; and after the Class [   ] Interest Shortfall Draw Limit has been reduced to zero, no further amounts will be withdrawn from the Funding Account for the benefit of the Class [   ] Notes. The Interest Shortfall Draw for any Payment Date will be applied only to pay the amounts described in clause (1) of the definition thereof, in order of priority.

In addition, the Indenture Trustee will withdraw from the Funding Account and deposit into the Note Payment Account, to be included in the Available Payment Amount, an amount equal to the excess, if any, of (1) the amount on deposit in the Funding Account after giving effect to any Additional Amounts Draw over (2) the Maximum Funding Amount (based solely on information provided by the Master Servicer to the Indenture Trustee) for such date (such amount, the “Excess Funding Amount”).

On the Maturity Date, the Indenture Trustee will withdraw all remaining funds from the Funding Account for payment as provided in the Transfer and Servicing Agreement.

[Conveyance of Subsequent Mortgage Loans

On the Closing Date, approximately $[     ], which represents [         ]% of the Mortgage Pool, will be deposited by the Indenture Trustee into an eligible account.  During the period from the Closing Date to [     ], the Depositor is expected to purchase from time to time Subsequent Mortgage Loans from the Seller and, in turn, sell all such Subsequent Mortgage Loans to the Trust for inclusion in the Mortgage Pool.  The purchase price for each Subsequent Mortgage Loan will equal its Outstanding Amount as of the date of origination (reduced by principal payments due or paid prior to the purchase date, if any) and will be paid by the Trust Administrator from the related Pre-Funding Amount.

The mortgage loans expected to be conveyed as the Subsequent Mortgage Loans by the Seller will have the same general characteristics as the Mortgage Loans in the Trust as of the Cut-off Date.

Pursuant to the Transfer and Servicing Agreement, the conveyance of Subsequent Mortgage Loans to the Trust may be made on any Business Day during the Pre-Funding Period, subject to certain conditions in the Transfer and Servicing Agreement being satisfied, including, among others, that:

(1)

[The Subsequent Mortgage Loans conveyed on the subsequent transfer date must satisfy the same representations and warranties applicable to the Initial Mortgage Loans set forth in the Mortgage Loan Purchase Agreement, which representations and warranties have been confirmed by the Rating Agencies;

(2)

The Subsequent Mortgage Loans conveyed on the subsequent transfer date are selected in a manner reasonably believed not to be adverse to the interests of the Noteholders;

(3)

The Indenture Trustee receives an officer’s certificate confirming the satisfaction of each condition precedent and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Subsequent Mortgage Loans in the forms substantially similar to those delivered on the Closing Date;

(4)

The conveyance of the Subsequent Mortgage Loans on the subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the Notes;

(5)

Each Subsequent Mortgage Loan will have been underwritten substantially in accordance with the Originator’s underwriting guidelines;

(6)

No Subsequent Mortgage Loan may have a Current Loan-to-Value Ratio greater than [125]%;

(7)

The weighted average Mortgage Rate for all the Mortgage Loans at the end of the Pre-Funding Period must not be more than 100 basis points lower than the weighted average Mortgage Rate of the Initial Mortgage Loans;

(8)

Following the conveyance of the Subsequent Mortgage Loans on the subsequent transfer date, the characteristics of the Mortgage Loans the Mortgage Pool will remain substantially similar to the characteristics of the Initial Mortgage Loans in the Mortgage Pool as of the Cut-off Date; and

(9)

An independent accountant must provide the Depositor, the Rating Agencies, the Indenture Trustee and the Underwriters with a letter stating that the characteristics of the Subsequent Mortgage Loans conform to the characteristics described above and in the Transfer and Servicing Agreement.]

If the Trust does not apply the full Pre-Funding Amount towards the purchase of Subsequent Mortgage Loans prior to the end of the Pre-Funding Period, then such remaining proceeds in the Pre-Funding Account will be paid as a principal prepayment to the related Noteholders on the [     ] Payment Date.

On the Closing Date, [   ] will also establish a Capitalized Interest Account which will be funded by an initial deposit made by the Depositor on the Closing Date of approximately $[     ], which represents approximately [     ]% of the total principal balance of the Mortgage Pool as of the Cut-off Date.  Amounts in the Capitalized Interest Account will be applied by the Trust Administrator during the Pre-Funding Period to pay interest on that portion of the Notes supported by the Pre-Funding Amount.  At the end of the Pre-Funding Period, any remaining funds in the Capitalized Interest Account will be paid to the Depositor and the account will be terminated.]

[Acquisition by the Trust of Additional Mortgage Loans

On the first Payment Date and until [          ], the Depositor may direct the [Indenture Trustee][Trust Administrator] to apply all or a portion of the payments that would otherwise be made to Noteholders in respect of [interest] [principal] [excess interest] to purchase Additional Mortgage Loans from the Depositor for inclusion in the Trust of the same general character as the Mortgage Loans included in the Trust on the Closing Date.  If the Depositor so directs, the [Indenture Trustee][Trust Administrator]will deposit all or a portion of the amount of [interest] [principal] payable on the Mortgage Loans [and excess interest] that would otherwise be made to Noteholders into the Revolving Account, and will apply deposits in the Revolving Account to fund the purchase of Additional Mortgage Loans, provided certain other conditions are satisfied at the time of purchase.

Funds on deposit in the Revolving Account may only be applied to acquire Additional Mortgage Loans for the Mortgage Pool on the Payment Date on which such funds were deposited therein. If any amounts in the Revolving Account are not used to purchase Additional Mortgage Loans on the any Payment Date, such amounts will be added to the [Interest Remittance Amount] [Principal Remittance Amount] [Monthly Excess Cashflow] for such Payment Date and will be distributed to Noteholders.

The purchase price for each Additional Mortgage Loan will equal its principal balance as of the date of origination (reduced by principal payments due or paid prior to the purchase date, if any), and the aggregate purchase price of all Additional Mortgage Loans purchased by the Trust during the Revolving Period may not exceed $[       ].  Additional Mortgage Loans will have the same general characteristics as the Mortgage Loans transferred to the Trust on the Closing Date.

Pursuant to the Transfer and Servicing Agreement, the conveyance of Additional Mortgage Loans to the Trust may be made on any Business Day during the Revolving Period, subject to certain conditions set forth in the Transfer and Servicing Agreement being satisfied, including, among others that:

(1)

The Additional Mortgage Loans at the time of conveyance to the Trust must satisfy the representations and warranties set forth in the Sale and Assignment Agreement, which representations and warranties have been confirmed by the Rating Agencies;

(2)

The Additional Mortgage Loans are selected in a manner reasonably believed not to be adverse to the interests of the Noteholders;

(3)

[The Indenture Trustee receives an officer’s certificate confirming the satisfaction of each condition precedent specified in the Transfer and Servicing Agreement and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Additional Mortgage Loans in the forms substantially similar to those delivered on the Closing Date;]

(4)

The conveyance of the Additional Mortgage Loans will not result in a reduction or withdrawal of any ratings assigned to the Offered Notes;

(5)

Each Additional Mortgage Loan will have been underwritten substantially in accordance with the applicable Originator’s underwriting guidelines;

(6)

No Additional Mortgage Loan may have a remaining term to maturity exceeding [     ] months;

(7)

[No Additional Mortgage Loan may have a Current Loan-to-Value Ratio greater than 100%;]

(8)

The weighted average Mortgage Rate for all the Mortgage Loans at the end of the Revolving Period must not be more than [100] basis points lower than the weighted average Mortgage Rate of the Mortgage Loans as of the Cut-off Date;

(9)

Following the conveyance of the Additional Mortgage Loans on a subsequent transfer date, the weighted average characteristics of the Mortgage Loans in the Mortgage Pool will remain substantially similar to the characteristics of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date; and

(10)

[An independent accountant must provide the Depositor, the applicable rating agencies rating the Notes, the Indenture Trustee and the Underwriter[s] at [applicable interval] with a letter stating that the characteristics of the Additional Mortgage Loans conform to the characteristics described above and in the Transfer and Servicing Agreement.]

[Additional transfer requirements and termination triggers to be described, as applicable.]

Static Pool Information

Static pool information with respect to the Sponsor’s prior securitized pools formed during the period from [specify date] to [specify date], presented by pool, is available online at [Internet address].  Access to this web address is unrestricted and free of charge.  Information available at this web address is deemed to be part of this prospectus supplement, except to the extent provided under “Static Pool Information” in the accompanying prospectus.  [Add reference to any third-party static pool information as applicable.]

Legal Proceedings

[Describe briefly any legal proceedings pending against the Sponsor, Depositor, Indenture Trustee, Owner Trustee, Issuing Entity, any Servicer (including any other entity involved in the servicing function, such any Master Servicer or Trust Administrator), any Originator or any other party contemplated by Item 1100(d)(1) of Regulation AB, or of which any property of the foregoing is the subject, that is material to Noteholders.  Include similar information as to any such proceedings known to be contemplated by governmental authorities.]

Affiliations

[Describe whether, and how, the Sponsor, Depositor and/or Issuing Entity is an affiliate of any of the following parties as well as, to the extent known and material, whether, and how, any of the following parties are affiliates of any of the other following parties: any Servicer or any other entity involved in the servicing function, including any Master Servicer and/or Trust Administrator; the Indenture Trustee; the Owner Trustee; any Originator; any significant obligor contemplated by Item 1112 of Regulation AB; any enhancement or support provider contemplated by Items 1114 or 1115 of Regulation AB; or any other material parties related to the asset-backed securities contemplated by Item 1100(d)(1) of Regulation AB.]

[Describe whether there is and if so, the general character of, any business relationship or arrangement that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the establishment of the Trust and the issuance of the Notes, between any of the parties listed in the preceding paragraph, or any affiliates of such parties, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the Notes.]

[Describe, to the extent material, any specific relationships involving or relating to the Notes or the Mortgage Pool, including the material terms and approximate dollar amount involved, between any of the parties listed in the first paragraph of this section, or any affiliates of such parties, that currently exists or that existed during the past two years.]

Additional Information

The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date.  A Current Report on Form 8-K will be filed, together with the Indenture and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Notes. In the event that Mortgage Loans are removed from or added to the Trust, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

In addition, within 135 days from the initial delivery of this prospectus supplement, Static Pool information for any series of Securities will be posted online at [    ].com.  The static pool data will be updated each month thereafter to reflect the current composition of the pool information. See “Static Pool Data” in the prospectus.

Pursuant to the Transfer and Servicing Agreement, [    ] will prepare a monthly statement to Noteholders containing the information described under “The Sale and Assignment Agreement and the Transfer and Servicing Agreement—Reports to Noteholders.” [    ] may make available each month, to any interested party, the monthly statement to Noteholders via the [    ]’s website, located at [    ].

Underwriting Guidelines

Approximately [    ]% and [    ]% of the Mortgage Loans were originated by [    ] and [    ], in accordance with the [    ] Underwriting Guidelines and the [    ] Underwriting Guidelines, respectively.  [Identifying information and percentages to be provided for originators which originated 10% or more of the mortgage assets or any mortgage pool.]  The remainder of the Mortgage Loans were originated by other Originators in accordance with Underwriting Guidelines generally comparable to the General Underwriting Guidelines described below under “General Underwriting Guidelines.” Such General Underwriting Guidelines differ among the Originators in various areas. The following is a general summary of [    ] and the [    ] Underwriting Guidelines, and [    ] and the [    ] Underwriting Guidelines, and also the General Underwriting Guidelines believed by the Depositor to be generally applied, with some variation, by each other Originator.

[Originator Name]

[A description of Originator(s)’ form of organization for Originator(s) which contributed 20% or more of the asset pool to be provided.]

[    ] Underwriting Guidelines

[Description of the Underwriting Guidelines of the above Originator to be provided.]

General Underwriting Guidelines

[General description of Underwriting Guidelines applied by Originators which contributed to less than 20% or more of the mortgage assets or of any mortgage pool to be provided.]

[The Master Servicer]

[Description of any Master Servicer, including its name, duties and responsibilities, to be provided.]

[Description of allocation of servicing responsibilities to be provided.]

The Servicer

General

On the Closing Date, [    ] [and various other Servicers] will service approximately [    ]% and [    ]%, respectively, of the Mortgage Loans (by Cut-off Date Balance). [Identifying information and percentages to be provided for servicers which will service as of the Cut-off Date 10% or more of the mortgage assets or of any mortgage pool.]

The default and loan loss data set forth below for each Servicer represents the historical experience of such Servicer’s servicing portfolio for the periods indicated.  The actual default and loss experience of the Mortgage Pool or any portion thereof, will be affected by a number of factors, including but not limited to the borrowers’ personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower’s equity in the related mortgaged property. In addition, default and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect default and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.  Accordingly, there can be no assurance and no representation is made by any Servicer that the default and loss experience of the Mortgage Pool will be similar to that of the Servicer’s own servicing portfolio, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans in the Mortgage Pool.

[Servicer Name]

[Provide Regulation-AB compliant description of each Servicer which services 20% or more of the mortgage assets or of any mortgage pool, including the following:]

[Servicer form of incorporation, duration of servicing experience and general discussion of Servicer’s experience in servicing assets of any type as well as a more detailed discussion of Servicer’s experience in, and procedures for the servicing function in the current transaction to be provided.]

[Description of any material changes to Servicer’s policies or procedures in the servicing function the Servicer will perform in the current transaction for assets of the same type included in the current transaction for the past three years to be provided.]

[Information regarding Servicer’s financial condition to be provided to the extent that there is a material risk to the performance of the assets in the Mortgage Pool or the Notes.]

[Description of the material terms of the related Servicing Agreement to be provided.]

[For a description of the material terms of collection of funds and the related Servicing Account, see “Mortgage Loan Servicing—Servicing Accounts and the Collection Account” in this prospectus supplement.]

[Description of any special or unique factors to be provided to the extent material in servicing the particular type of assets included in the current transaction.]

[Description of the terms of any arrangements to be provided to the extent material whereby Servicer is required or permitted to provide advances of funds regarding collections, cashflows or distributions.]  [If material, provide statistical information of servicer advances on the Mortgage Loans and the Servicer’s overall servicing portfolio for the past three years.]

[Description of the Servicer’s process for handling defaults, losses, bankruptcies and recoveries to be provided to the extent material.]

[Description of any ability of Servicer to waive or modify any terms, fees, penalties or payments on the assets and the effect of any such ability, if material, on the potential cashflows from the assets to be provided to the extent material.]

[Description of any material custodial responsibility of Servicer.]

[Description of any limitations on Servicer’s liability under the transaction agreements.]

[For a description of the material terms of any removal, replacement, resignation of Servicer or transfer of servicing provisions, see “Mortgage Loan Servicing” in this prospectus supplement.]

Administration of the Trust

Servicing and Administrative Responsibilities

The Servicer, [the Master Servicer], [the Trust Administrator], the Owner Trustee, the Indenture Trustee and the Custodians will have the following responsibilities with respect to the Trust:

Party:	Responsibilities:
Servicer	Performing the servicing functions with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the Servicing Agreement, including, but not limited to:

•

collecting amounts in respect of the Mortgage Loans, depositing such amounts in the Servicing Account, and delivering all amounts on deposit in the Servicing Account to the [Master Servicer] for deposit in the Collection Account on the Servicer Remittance Date;

• making Advances with respect the Mortgage Loans;

•

paying customary costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property or (c) borrower-paid primary mortgage insurance policy premiums and fire and hazard insurance coverage;

• providing monthly loan-level reports to the [Master Servicer];
• maintaining certain insurance policies relating to the Mortgage Loans [maintaining FHA insurance with respect to HECMs]; and
• initiating foreclosure proceedings.
See “The Servicer” and “Mortgage Loan Servicing” below.
[Master Servicer	Performing the master servicing functions in accordance with the provisions of the Transfer and Servicing Agreement and the Servicing Agreement, including but not limited to:
• monitoring the Servicer’s performance and enforcing the Servicer’s obligations under the related Servicing Agreement;

•

collecting monthly remittances from the Servicer for deposit in the Collection Account on the Servicer Remittance Date and delivering all amounts on deposit in the Collection Account to the Trust Administrator for deposit in the Securities Administration Account on the Master Servicer Remittance Date;

• gathering the monthly loan-level reports delivered by the Servicer and providing a comprehensive loan-level report to the [Trust Administrator][Indenture Trustee] with respect to the Mortgage Loans;
• upon the termination of the Servicer, appointing a successor servicer, and until a successor servicer is appointed, acting as successor servicer; and
• upon the failure of the Servicer to make Advances with respect to a Mortgage Loan, making those Advances to the extent provided in the Transfer and Servicing Agreement.
See “The Master Servicer” and “Mortgage Loan Servicing” below.]
[Trust Administrator

Performing the securities administration functions in accordance with the provisions of the Administration Agreement, the Transfer and Servicing Agreement, the Trust Agreement and the Indenture, including but not limited to:

•

collecting monthly remittances from the [Master] Servicer for deposit in the Securities Administration Account and delivering all amounts on deposit in the Securities Administration Account to the Indenture Trustee for deposit in the Note Payment Account on the Deposit Date;

• preparing and distributing investor reports, including the monthly payment date statement to Noteholders based on information received from the [Master] Servicer [and the Swap Counterparty];
• preparing and filing annual federal and (if required) state tax returns on behalf of the Trust;
• preparing and filing periodic reports with the Commission on behalf of the Trust with respect to the Notes; and
• until a successor master servicer is appointed, acting as successor master servicer in the event the Master Servicer resigns or is removed by the Indenture Trustee.
See “The Trust Agreement, Indenture and Administration Agreement— Administration” and “The Sale and Assignment Agreement and the Transfer and Servicing Agreement— Reports to Securityholders” below.]
Owner Trustee

Performing the owner trustee functions in accordance with the provisions of the Trust Agreement, or causing the Trust Administrator or the Depositor to perform such functions, pursuant to the Administration Agreement, including but not limited to:

•

discharging (or causing to be discharged) all of its responsibilities pursuant to the terms of the Trust Agreement and the other document or agreement to which the Trust or the Owner Trustee is a party and administering the Trust (or causing it to be administered) in the interest of the Residual Holder, subject to each such respective document or agreement and in accordance with the provisions of the Trust Agreement; and

• taking direction from the Residual Holder regarding the management of the Trust.
See “The Trust Agreement, Indenture and Administration Agreement—The Owner Trustee” below.
Indenture Trustee

Performing the indenture trustee functions in accordance with the provisions of the Indenture, or causing the Trust Administrator to perform such functions pursuant to the Administration Agreement, including but not limited to:

•

receiving monthly remittances from the [Servicer][Master Servicer][ Trust Administrator] for deposit in the Note Payment Account and, based solely on the information contained in the investor reports, distributing all amounts on deposit in the Note Payment Account to the Noteholders;

• [depositing any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty into the Supplemental Interest Trust Account;]
• [distributing amounts on deposit in the Supplemental Interest Trust Account to the Certificateholders and the [Swap] Counterparty];
• preparing and distributing annual investor reports summarizing aggregate payments to Noteholders necessary to enable Noteholders to prepare their tax returns;

•

enforcing the obligations of each of the [Master] Servicer and the [Trust Administrator] under the Transfer and Servicing Agreement, the Indenture and the Administration Agreement, as applicable; and

•

acting as successor [trust administrator][master servicer] in the event the [Trust Administrator][Master Servicer] resigns or is removed by the Indenture Trustee unless a successor [trust administrator][master servicer] is appointed.

See “The Trust Agreement, Indenture and Administration Agreement—The Indenture Trustee” and “The Sale and Assignment Agreement and the Transfer and Servicing Agreement— Reports to Noteholders” below.
Custodians	Performing the custodial functions in accordance with the provisions of the custodial agreements, including but not limited to:
• holding and maintaining the Mortgage Loan documents related to the Mortgage Loans in a fireproof facility intended for the safekeeping of mortgage loan files on behalf of the Indenture Trustee.
See “Mortgage Loan Servicing—Custody of the Mortgage Files” below.

Trust Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans will, at all times before payment thereof to the Noteholders [or the Swap Counterparty], be invested in the Trust Accounts, which are accounts established in the name of the Indenture Trustee. Funds on deposit in the Trust Accounts may generally be invested by the party responsible for such Trust Account in Eligible Investments, as described under “The Agreements—Investment of Funds” in the prospectus. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:
Servicing Account	Servicer	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders.
Collection Account	[Master Servicer]	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders.
[Trust Administration Account]	[Trust Administrator]	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders.
Note Payment Account	Trustee	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders.
Certificate Account	Securities Administrator	Any investment earnings (net of any losses realized) will be paid to the Residual Holder.
[Reserve Account]	Servicer	Any investment earnings will be paid to [ ] and will not be available for payment to Noteholders.
{Funding Account]	Indenture Trustee	[describe how investment earnings are applied.]

If funds deposited in the [    ] Account, the [    ] Account or the [    ] Account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds, without any right of reimbursement therefor.

Example of Payments

The following sets forth an example of collection of payments from borrowers on the Mortgage Loans, transfer of amounts among the Trust Accounts and payments on the Notes for the Payment Date in September 2005:

[ ] through [ ]	Collection Period:

Payments due during the related Collection Period ([    ] through [    ]) from borrowers will be deposited in the Servicer’s Servicing Account as received and will include scheduled principal payments due during the related Collection Period and interest accrued on the ending scheduled balance from the prior Collection Period.

[ ] through [ ]	Collection Period:

Principal prepayments received by the Servicer during the related Collection Period ([    ] through [    ]) will be deposited into such Servicer’s Servicing Account for remittance to the [    ] on the Servicer Remittance Date.

[month and day]	Servicer Remittance Date:

The Servicer will remit collections and recoveries in respect of the Mortgage Loans to the [    ] for deposit into the Collection Account on or prior to the [    ] day of each month (or if the 1[    ] day is not a Business Day, the [    ] Business Day), as specified in the Servicing Agreement.

[month and day]	[Master Servicer Remittance Date:]

[    ] Business Days immediately before the Payment Date, the Master Servicer will remit to the [Trust Administrator][Indenture Trustee] amounts on deposit in the Collection Account for deposit into the [    ] Account, including any Advances made by the Servicer [or the Master Servicer] for that Payment Date.

[month and day]	Record Date:	Payments will be made to Noteholders of record for all classes as of the Business Day [ ] the related Payment Date.
[month and day]	Deposit Date:	On [ ], the [Trust Administrator][Master Servicer] will remit to the Indenture Trustee amounts on deposit in the [ ] Account for deposit into the Note Payment Account.
[month and day]	Payment Date:

On the [    ] day of each month (or if the [    ] day is not a Business Day, the next Business Day), [   ] will make payments to Noteholders from amounts on deposit in the Note Payment Account and, to the extent of funds available after all other required payments are made, will deposit into the Certificate Account any amounts remaining.

Succeeding months follow the same pattern.

Mortgage Loan Servicing

General

The Servicer will have primary responsibility for servicing the Mortgage Loans as described under “Administration of the Trust—Servicing Responsibilities” above. Each of the Indenture Trustee, the Master Servicer are either parties or third party beneficiaries under the Servicing Agreement and can enforce the rights of the Seller thereunder. See “Servicing of Loans” in the prospectus.

Under the Servicing Agreement, the [Master Servicer][Indenture Trustee] has the authority to terminate the Servicer for certain events of default which indicate that either the Servicer is not performing, or is unable to perform, its duties and obligations under the related Servicing Agreement. If the [Master Servicer][Indenture Trustee] terminates the Servicer, the [Master Servicer][Indenture Trustee] will be required to appoint a successor servicer as provided in the Transfer and Servicing Agreement. Notwithstanding anything to the contrary in the prospectus, the [Master Servicer][Indenture Trustee] will not be ultimately responsible for the performance of the servicing activities by the Servicer, except as described under “—Advances” below.

In addition, under the Servicing Agreement, the Seller has the right to terminate the Servicer, without cause, upon [    ] notice, subject to certain conditions set forth in the Servicing Agreement, including payment of unreimbursed or unpaid Advances, servicing advances, Servicing Fees and applicable expenses of the Servicer in connection with the transfer of the Mortgage Loans to a successor servicer, [and payment of a termination fee which shall be payable by the Seller from its own funds and not reimbursable from the Trust]. Any such termination without cause requires the consent of the Master Servicer, the Indenture Trustee and receipt of confirmation from the Rating Agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then current ratings of any of the Notes. The Seller, with the prior written consent of the Master Servicer, may also terminate the Servicer if losses or delinquencies on the Mortgage Loans exceed certain trigger levels specified in the Servicing Agreement. No termination fee is paid to the terminated Servicer under such special termination events, but the Servicer will be reimbursed for unpaid Advances, servicing advances and Servicing Fees.

Any successor servicer must be qualified to service mortgage loans for Freddie Mac or Fannie Mae and must have a net worth of not less than $25,000,000.

Servicing Accounts and the Collection Account

The Servicer will establish and maintain a segregated Servicing Account in the name of the Indenture Trustee into which the Servicer will deposit payments on account of interest and principal for the related Mortgage Loans, less its Servicing Fee, as described under “Servicing of Loans—Deposits to and Withdrawal from the Collection Account” and “—Servicing Accounts” in the prospectus.  On the Servicer Remittance Date, the Servicer will remit the amounts on deposit in its Servicing Account to the [Master Servicer][Indenture Trustee] for deposit into the [    ] Account, which is maintained by [    ]. The Servicer and [    ] are entitled to reimburse themselves from the related Servicing Account or [    ] Account, as applicable, for any Advances made and expenses incurred, as described below under “—Servicing Compensation and Payment of Expenses” and “—Advances.” The Servicing Accounts and the [    ] Account will consist solely of amounts relating to the Mortgage Loans, and amounts on deposit therein will not be commingled with any other funds not related to the Trust.

Reserve Accounts

Certain of the Mortgage Loans may require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including repairs to the Mortgaged Property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies.  In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit.  These amounts may be held in a custodial account by the applicable Servicer or an agent.  The loan documents will generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

Such amounts may not continue to be escrowed in the future.  In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease.  Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events.  In the event of default by a borrower, amounts in a related reserve account may generally be applied to pay amounts owed on the related Mortgage Loan.

Servicing Compensation and Payment of Expenses

The Master Servicer will be entitled to retain, as its fee, [   ], and will be entitled to reimbursement for expenses and certain other amounts prior to distribution of any amounts to Noteholders in accordance with the Transfer and Servicing Agreement.

The Servicer will be paid a monthly fee (the “Servicing Fee”) equal to the product of $[   ] and the number of Mortgage Loans outstanding at the start of the related Collection Period.  The Servicer will also be entitled to receive, to the extent provided in the Servicing Agreement, additional compensation, in the form of any interest or other income earned on funds it has deposited in a custodial account pending remittance to the Master Servicer.

The Servicing Fee and other servicing compensation, together with certain amounts reimbursable to the Servicer under the Servicing Agreement, will be paid to the Servicer each month before any amounts are paid to Securityholders.

Collections

The Servicer will be required to diligently attempt to collect amounts due under the Mortgage Loans and, with respect to defaulted loans, to take such actions as are consistent with generally accepted servicing practices for collection of such amounts.  Such actions may include negotiating agreements with borrowers and initiating legal action, including foreclosure proceedings.

The Servicer will be required to remit to the Master Servicer, for deposit into a segregated account maintained by the Master Servicer for the benefit of Securityholders (the “Collection Account”), all amounts (other than amounts due the Servicer and except as noted below) collected or recovered in respect of the Mortgage Loans during the related Collection Period, including payments made by borrowers at maturity, prepayments, proceeds of liquidation or condemnation of Mortgaged Properties, and proceeds of certain insurance policies to the extent provided in the Servicing Agreement.  Such remittance will occur on [   ] in the case of the first Payment Date, and in each month thereafter, beginning in [   ], on the [tenth] calendar day (or, if such tenth day is not a Business Day, the immediately preceding Business Day) of such month.  To the extent that any Additional Amount is not transferred to the Trust, [   ], as Servicer, will be obligated to remit the applicable proportionate share of any collections with respect to the related Mortgage Loan to the owner of such Additional Amount.

The Indenture Trustee will establish and maintain the Note Payment Account for the benefit of the Noteholders into which amounts released from the Collection Account by the Master Servicer will be deposited and from which distributions to Noteholders will be made, and an account from which distributions to Certificateholders will be made (the “Certificate Distribution Account”).

Servicing Advances

The Servicer will be required to advance its own funds to the extent necessary to enforce the rights of the Trust and the Indenture Trustee under each Mortgage Loan and to preserve and protect the Mortgaged Property.  The Servicer will, if necessary to collect amounts due under a Mortgage Loan, initiate enforcement or judicial proceedings, including foreclosure, and may retain legal counsel.  The Servicer will manage the sale of foreclosed property, ensure that taxes, insurance premiums and other such amounts are paid and ensure that necessary repairs to and maintenance of the Mortgaged Properties are performed.  Such expenditures made by the Servicer will constitute “Servicing Advances,” and will be added to the Outstanding Amount of the related Mortgage Loan.  If the amount of any such Servicing Advance exceeds the maximum amount scheduled to be advanced under the Principal Limit under a Mortgage Loan, such Servicing Advance will constitute a default by the borrower and will entitle the Servicer to initiate foreclosure proceedings.

Future Advances under the Mortgage Loans

Any successor Servicer under the Servicing Agreement, including the Master Servicer, will be required to assume the predecessor Servicer’s obligation to make Advances required under the terms of the Mortgage Loans.  [   ] will be obligated to purchase Additional Amounts from the successor Servicer to the same extent as it is obligated to purchase such amounts from [   ] under the related mortgage loan purchase agreement.  Any Additional Amounts will be conveyed to the Trust as described herein.

Collection of Taxes, Assessments and Similar Items

The Servicer will not maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans.  The Servicer will be required to monitor the payment of such items by the borrowers and take such steps as are necessary to ensure that insurance premiums and delinquent taxes are paid, including, if necessary, making Servicing Advances with respect to delinquencies in insurance or tax payments.

Insurance Coverage

The [Master Servicer] [Indenture Trustee] and the Servicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

The Servicing Agreement will provide that the Servicer will certify to the Depositor, the Indenture Trustee [and the Master Servicer] that all information prepared by it and provided to the [Master Servicer] [Indenture Trustee] relating to the Mortgage Loans serviced by the Servicer is accurate and complete in all material respects as of the last day of the period covered by that report and that generally the Servicer is in compliance with its obligations to report to the Master Servicer and is in compliance with its obligations under the Servicing Agreement. [The Transfer and Servicing Agreement will provide that each year the Master Servicer will certify to the [Trust Administrator][Indenture Trustee] that for the prior calendar year, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under the Transfer and Servicing Agreement in all material respects throughout that year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to the Master Servicer and the nature and status thereof, and the Master Servicer has received from the Servicer an annual certificate of compliance and a copy of that Servicer’s annual audit report, in each case to the extent required under the Servicing Agreement, or, if any such certificate or report has not been received by the Master Servicer, the Master Servicer is using its best reasonable efforts to obtain such certificate or report.]

[The Transfer and Servicing Agreement will also provide that each year during which the Master Servicer directly services any of the Mortgage Loans, as servicer, a firm of independent accountants will furnish a statement to [   ] to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the Mortgage Loans by the Master Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Transfer and Servicing Agreement, except for (1) exceptions as the firm believes to be immaterial and (2) any other exceptions set forth in such statement.]

[Master Servicer Default;] Servicer Default

[If the Master Servicer is in default in its obligations under the Transfer and Servicing Agreement, the Indenture Trustee may, and must if directed to do so by Noteholders having more than 50% of the Voting Rights applicable to each class of Notes affected thereby, terminate the Master Servicer. In such event, the Indenture Trustee, pursuant to the terms of the Transfer and Servicing Agreement, will either assume the duties of Master Servicer or appoint a successor master servicer in accordance with the standards set forth in the Transfer and Servicing Agreement.]

If the Servicer is in default in its obligations under the Servicing Agreement, the [Master Servicer] [Indenture Trustee] may, at its option, terminate the defaulting Servicer and either appoint a successor servicer in accordance with the applicable Servicing Agreement and the Transfer and Servicing Agreement, or succeed to the responsibilities of the terminated Servicer.

Amendment of the Servicing Agreement

The Servicing Agreement may generally be amended, without notice to or consent of the Noteholders, with the written consent of [the Master Servicer,] the Seller, the Servicer and the Indenture Trustee; provided, that the party requesting such amendment must, at its own expense, provide the Indenture Trustee, [the Master Servicer] and the Seller with an opinion of independent counsel that the amendment will not materially adversely affect the interest of the Noteholders. Any amendment pursuant to the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Noteholder if the Indenture Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Notes.

Custody of the Mortgage Files

The Servicer will generally not have responsibility for custody of the Mortgage Loan documents described under “The Sale and Assignment Agreement and the Transfer and Servicing Agreement—Assignment of Mortgage Loans” below. These documents are generally required to be delivered to the applicable Custodian. Each Custodian will hold the related Mortgage Loan documents on behalf of the Indenture Trustee pursuant to a Custodial Agreement between that Custodian and the Indenture Trustee. The Mortgage Loan documents related to a Mortgage Loan will be held together in an individual file separate from other mortgage loan files held by that Custodian. Each Custodian will maintain the Mortgage Loan documents in a fireproof facility intended for the safekeeping of mortgage loan files. The Custodian will be paid the fees as described under “Fees and Expenses of the Trust” herein.

[Pledge of Servicing Rights

The Servicing Agreement permits the Servicer to obtain financing by means of a pledge and assignment of their rights to reimbursement for outstanding Advances and other rights under the Servicing Agreement to one or more lenders. To the extent provided under any such financing arrangement, upon default by the Servicer, the lender may appoint a successor servicer; provided, such successor servicer meets all existing requirements for appointment of a successor servicer under the related Servicing Agreement and the Transfer and Servicing Agreement. See “—General” above.]

The Trust Agreement, Indenture and Administration Agreement

General

The Notes will be issued pursuant to the Indenture. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Indenture and the Notes. Notes in certificated form will be transferable at the Corporate Trust Office of the Indenture Trustee, which will serve as paying agent and note registrar. The Indenture Trustee will provide to a prospective or actual Noteholder, without charge, on written request, an electronic copy (without exhibits) of the Indenture. Requests should be addressed to [     ].

The Issuing Entity

[     ] will be a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement.  The Issuing Entity will not engage in any activity other than acquiring, holding and managing the Mortgage Loans and the other assets of the Trust and proceeds therefrom, issuing the Securities, making payments on the Securities, and related activities.

On the Closing Date, the Issuing Entity will purchase the Mortgage Loans from the Depositor pursuant to the Transfer and Servicing Agreement.  The Issuing Entity will pledge the Mortgage Loans and other Trust assets to the Indenture Trustee as security for the issuance of the Notes, with the class designations specified under “Description of the Notes—General,” pursuant to the Indenture.  The Depositor will sell the Notes to the Underwriter and apply the net proceeds of such sale to the purchase of the Mortgage Loans.

Other than the Mortgage Loans and the other Trust assets pledged as collateral for the Notes, the Issuing Entity will not have any significant assets available for payment of the Notes.

The Issuing Entity’s principal offices are located in [     ], at the address set forth below under “—The Owner Trustee.”

The Owner Trustee

[     ] will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement.  The Owner Trustee is a [     ] and its principal offices are located at [     ].  [The Owner Trustee has acted as trustee for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the Mortgage Loans during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Owner Trustee performed [    ].]  The Owner Trustee will be entitled to receive as compensation for its services [     ], as set forth under “Fees and Expenses of the Trust” and will be entitled to reimbursement for expenses and certain other amounts prior to payment of any amounts to Noteholders.

The Trust Administrator and the Depositor will perform on behalf of the Owner Trustee and the Trust certain administrative functions required under the Indenture and Transfer and Servicing Agreement pursuant to the terms of the Administration Agreement.

[The Ownership Certificate] [Class [   ] Certificate]

The equity ownership in the Trust will be evidenced by the [Ownership Certificate] [Class [   ] Certificate].  The Residual Holder will be entitled to receive on each Payment Date any remaining cash flow from Mortgage Loan collections after all principal and interest due on the Notes and other expenses of the Trust for such Payment Date have been made.

The Indenture Trustee

[     ] will be the Indenture Trustee under the Indenture. Its principal offices are at [    ].  [The Indenture Trustee has acted as trustee for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the Mortgage Loans during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Indenture Trustee performed [    ].]

The Indenture Trustee’s functions, duties and responsibilities are described under “—Certain Matters Under the Agreements” below. The Indenture Trustee will be entitled to receive as compensation for its services [     ], as set forth under “Fees and Expenses of the Trust.”  The Indenture Trustee will also be entitled to customary indemnification for certain costs and expenses prior to payment of any amounts to Noteholders. For a description of the limitations on the Indenture Trustee’s liability and any indemnification provisions that entitle the Indenture Trustee to be indemnified from the cashflow that otherwise would be used to pay the Notes, see “—Certain Matters Under the Agreements— Expenses and Indemnities of the Owner Trustee and Indenture Trustee” below. The Indenture Trustee’s Corporate Trust Office for purposes of presentment and surrender of the Offered Notes for the final payment thereon is located at [     ], or any other address that the Indenture Trustee may designate from time to time by notice to the Noteholders, the Owner Trustee, the Depositor and the Master Servicer.

[If multiple trustees are involved in transaction, state each trustee’s name and form of organization. A description of each trustee’s functions, duties, responsibilities, limitations on liability and indemnification provisions to be provided as applicable.]

The Trust Administrator

The Trust Administrator will be [    ], a [    ].  Its principal offices are at [    ].  [The Trust Administrator has acted as trustee for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the Mortgage Loans during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Trust Administrator performed [    ].]

The Trust Administrator will be responsible under the Administration Agreement for [    ] and [    ]. The Trust Administrator will prepare the payment date statements and [    ]. The Trust Administrator will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information. The Trust Administrator is entitled to the compensation described under “Fees and Expenses of the Trust.”]

Certain Matters under the Agreements

Events of Default Under the Indenture.  An Indenture Default will consist of:

1)

default in the payment of any Current Interest on the most senior class of Notes then outstanding when the same becomes due and payable under the Transfer and Servicing Agreement, and such default continues for a period of five days;

2)

failure to pay the entire principal of any Note (other than the Class [P] Notes) when the same becomes due and payable under the Transfer and Servicing Agreement or on the applicable Final Scheduled Payment Date;

3)

failure to observe or perform any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any certificate delivered pursuant to the Indenture proving to have been incorrect in any material respect as of the time when the same was made, and that default continues or is not cured, for a period of 30 days after notice is given to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the outstanding Note Principal Balance of the Notes specifying that default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder;

4)

the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

5)

the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

If an Indenture Default occurs and is continuing, the Indenture Trustee or Holders of a majority by principal balance of the Priority Class or Classes of Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the Holders of a majority by principal balance of such Priority Class or Classes of Notes.

If the Notes are declared immediately due and payable following an Indenture Default, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on collateral pledged to secure the Notes, exercise remedies as a secured party, sell the assets of the Trust Estate pledged to secure the Notes, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the Indenture Trustee is prohibited from selling the assets of the Trust Estate following an Indenture Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Priority Class or Classes of Notes, unless (i) the holders of all outstanding Notes consent to such sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) the Indenture Trustee determines that the proceeds of the Trust Estate and the other property of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66-2/3% of the aggregate outstanding amount of the Notes.

If the collateral securing the Notes is sold following an Indenture Default, proceeds of such sale will be applied in the order of priority provided in the Indenture.

If an Indenture Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

Except as described above in the case of an Indenture Default, no Noteholder will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Indenture Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority in principal amount of such outstanding Notes.

In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Neither the Indenture Trustee nor the Owner Trustee in their respective individual capacities, nor the Residual Holder, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

[Redemption. The Notes are subject to redemption under the circumstances described under “Description of the Notes—Optional Redemption of the Notes.”

The Indenture will be discharged upon the delivery to the Indenture Trustee for cancellation of all Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes. Upon the payment in full of all outstanding Notes and the discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, and the Residual Holder will succeed to all the rights of the Noteholders pursuant to the Transfer and Servicing Agreement.]

Expenses and Indemnities of the Owner Trustee and Indenture Trustee.  The Owner Trustee will be entitled to reimbursement of all reasonable expenses incurred by it in accordance with the Trust Agreement.  Such reimbursement will be paid from amounts allocable to interest and principal on the Mortgage Loans, prior to payment of any amounts to Noteholders.  The Owner Trustee will also be entitled to indemnification from the Trust for any claim, loss, liability or expense incurred by it in connection with the administration of the Trust and the performance of its duties under the Trust Agreement or any other document or agreement to which the Issuer or the Owner Trustee is a party, except to the extent that any such claim, loss, liability or expense arises out of or results from [     ]’s own willful misconduct, fraud or gross negligence or results from any of the other circumstances that are specified in the Trust Agreement.  Any amounts payable in connection with such indemnification will be paid from the Certificate Account prior to payment of any amounts distributable to the Ownership Certificate under the Transfer and Servicing Agreement.

The Indenture Trustee will be entitled to reimbursement of all reasonable expenses incurred by it and any disbursements or advances made by it in accordance with the Indenture or the Transfer and Servicing Agreement, except for expenses incurred or any disbursements and advances made by it in the routine administration of its duties under the Indenture and the Transfer and Servicing Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct.  The Indenture Trustee will also be entitled to indemnification from the Trust for any claim, loss, liability or expense, including reasonable attorneys’ fees, incurred by it in connection with the administration of the Trust and the performance of its duties under the Indenture, the Transfer and Servicing Agreement or any other document or agreement to which the Indenture Trustee is a party.

The Indenture Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from amounts allocable to interest and principal on the Mortgage Loans, prior to payment of any amounts to Noteholders.

Resignation or Removal of Owner Trustee and Indenture Trustee.  The Owner Trustee may, upon 30 days’ advance written notice to the Depositor, the Residual Holder and the Indenture Trustee, resign at any time, in which event the Depositor will appoint a successor Owner Trustee that satisfies the eligibility requirements provided in the Trust Agreement.  The Owner Trustee may also be removed at any time by the Depositor if (a) the Owner Trustee ceases to be eligible to continue to act as Owner Trustee under the Trust Agreement, (b) the Owner Trustee is legally unable to act or is adjudged bankrupt or insolvent or (c) a receiver or other public officer takes charge of the Owner Trustee or its property.  If the Owner Trustee is removed the Depositor will promptly appoint a successor Owner Trustee.  If a successor Owner Trustee does not take office within 30 days after the retiring Owner Trustee resigns or is removed, the retiring Owner Trustee may petition any court of competent jurisdiction for appointment of a successor Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee will not become effective until acceptance of the appointment by the successor Owner Trustee, whereupon the Securities Administrator will provide notice of such resignation and appointment to the Residual Holder, the Indenture Trustee, the Noteholders and the Rating Agencies.

Any fees and expenses owed to the retiring Owner Trustee in connection with such resignation or removal will be paid as described above under “—Expenses and Indemnities of the Owner Trustee and Indenture Trustee.”

 The Indenture Trustee may, upon 90 days’ advance written notice to the Depositor, the Issuer, each Noteholder and each Rating Agency, resign at any time, in which event the Issuer will appoint a successor Indenture Trustee that satisfies the eligibility requirements provided in the Indenture.  The Indenture Trustee may also be removed at any time by the Issuer if (a) the Indenture Trustee ceases to be eligible to continue to act as Indenture Trustee under the Indenture; (b) the Indenture Trustee is adjudged bankrupt or insolvent; (c) a receiver or other public officer takes charge of the Indenture Trustee or its property; or (d) the Indenture Trustee otherwise becomes incapable of acting.  If the Indenture Trustee is removed the Issuer will promptly appoint a successor Indenture Trustee.  If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the holders of more than 50% of the aggregate Class Principal Amount of the outstanding Notes may petition any court of competent jurisdiction for appointment of a successor Indenture Trustee.

Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee, whereupon the successor Indenture Trustee will mail notice of its succession to all Noteholders.  The predecessor Indenture Trustee will be required to transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

Any fees and expenses owed to the retiring Indenture Trustee in connection with such resignation or removal will be paid as described above under “Expenses and Indemnities of the Owner Trustee and Indenture Trustee.”

Administration

The Trust Administrator or the Depositor will agree, to the extent provided in the Administration Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuer under the Transfer and Servicing Agreement, the Indenture and the Trust Agreement.  Neither [     ] nor the Depositor will receive additional compensation for their services under the Administration Agreement.

Amendment

Generally, the Trust Agreement, the Indenture and the Administration Agreement are subject to amendment by the parties thereto under conditions similar to those described under “The Sale and Assignment Agreement and the Transfer and Servicing Agreement—Amendment,” except that in the case of the Trust Agreement references to Notes and Noteholders should be read as referring to [Ownership Certificate] [Class [   ] Certificate] and the Residual Holder, and in the case of the Indenture such references should be read as referring to Notes and Noteholders. Any amendment of the provisions of the Indenture will take the form of a supplemental indenture.  In addition to the purposes described under “The Sale and Assignment Agreement and the Transfer and Servicing Agreement—Amendment,” the Trust and the Indenture Trustee may enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of correcting or amplifying the description of the Trust Estate subject to the Indenture, evidencing the succession of a successor to the Trust, adding to the covenants of the Trust or surrendering any power conferred upon the Trust under the Indenture, or conveying or pledging any property to the Indenture Trustee.

Servicing

For a summary description of certain provisions of the Transfer and Servicing Agreement and the Servicing Agreements regarding servicing of the Mortgage Loans, see “Servicing of the Mortgage Loans” above.

The Sale and Assignment Agreement and the
Transfer and Servicing Agreement

General

On the Closing Date, pursuant to the Sale and Assignment Agreement, the Seller will sell the Mortgage Loans to the Depositor. Pursuant to the Transfer and Servicing Agreement, the Depositor will, in turn, sell the Mortgage Loans to the Trust.

Assignment of Mortgage Loans

The Mortgage Loans will be assigned by the Depositor to the Trust, together with all principal and interest received with respect to such Mortgage Loans on and after the Cut-off Date (other than Scheduled Payments due on that date). Pursuant to the Indenture, the Trust will pledge all of its interest in such assets and any other property comprising the Trust Estate to the Indenture Trustee as security for the Notes.

Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Transfer and Servicing Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Outstanding Amount as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date, the Servicer and custodian of the mortgage file, and the applicable prepayment premium provisions, if any.

As to each Mortgage Loan, the documents described in the prospectus under “The Agreements—Assignment of Primary Assets” are generally required to be delivered to the applicable Custodian on behalf of the Indenture Trustee in accordance with the Transfer and Servicing Agreement.   [Describe any exceptions.]

Representations and Warranties

The Mortgage Loans were [purchased pursuant to various Sale Agreements by the Seller directly from the Transferor] [are originated by [affiliates of] LBH].

[Pursuant to the terms of the Sale Agreement, the Transferor has made to the Seller, as direct purchaser or assignee, as of the Sale Date certain representations and warranties concerning the Transferred Mortgage Loans that generally include representations and warranties similar to those summarized in the prospectus under the heading “Loan Underwriting Procedures and Standards—Representations and Warranties.” The Seller’s rights under the Sale Agreement will be assigned by the Seller to the Depositor pursuant to the Sale and Assignment Agreement and, in turn, assigned by the Depositor to the Trust pursuant to the Transfer and Servicing Agreement.]

In addition to the representations and warranties summarized in the prospectus under the heading “Loan Underwriting Procedures and Standards—Representations and Warranties,” the Transferor has also made the following representations and warranties:  [List any Mortgage Loan representations and warranties which are material and are not listed in the prospectus.]

Within the period of time specified in the Transfer and Servicing Agreement following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the Mortgage Loan, or receipt of notice of such breach, the applicable Transferor or the Seller will be obligated either to (1) cure such breach, (2) repurchase the affected Mortgage Loan from the Trust for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus any costs and damages incurred by the Trust in connection with any violation of any anti-predatory or anti-abusive lending laws or (3) in the circumstances described in the prospectus under “The Agreements—Repurchase and Substitution of Non-Conforming Loans,” substitute a Qualifying Substitute Mortgage Loan.

In addition, pursuant to the Sale and Assignment Agreement, with respect to any Transferred Mortgage Loans, the Seller will make to the Depositor (and the Depositor will assign to the Trust) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the Mortgage Loans between the applicable Sale Date and the Closing Date. In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by the applicable Transferor as described above, the Seller will be obligated in the same manner as the Transferor to cure such breach or repurchase the affected Mortgage Loan from the Trust, as described above. However, the Seller will have no obligation to cure a breach or repurchase a Transferred Mortgage Loan if the relevant breach constitutes a breach of a representation or warranty made by the related Transferor under the related Sale Agreement and such Transferor fails to fulfill its obligations. Notwithstanding the foregoing, the Seller will represent in the Sale and Assignment Agreement with respect to any Transferred Mortgage Loans in the event of a breach of those representations set forth in clauses [(   )] through [(   )] of the immediately preceding paragraph, the Seller will be directly obligated to cure such breach or repurchase or replace the affected Mortgage Loan.

To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased or replaced by the applicable Transferor or the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of the Notes, in particular the [    ] Notes, may incur a loss.

Reports to Securityholders

The [Securities Administrator][Master Servicer] will prepare and, in the manner described under “Additional Information” above, will make available to each Securityholder on each Payment Date, or as soon thereafter as is practicable, a report setting forth the following information (on the basis of Mortgage Loan level information obtained from the Servicer):

•

[the aggregate amount of payments to be made on such Payment Date to the holders of each class of Notes allocable to principal on the Mortgage Loans, including Net Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments;]

•

[the aggregate amount of payments to be made on such Payment Date to the holders of each class of Notes allocable to interest, and the calculation thereof;]

•

[the amount, if any, of any distributions to the Residual Holder;]

•

[the amount of Advances and Servicing Advances for the related Collection Period, the amount of unrecovered Advances and Servicing Advances outstanding and the aggregate amount of nonrecoverable Advances and Servicing Advances;]

•

[the total Outstanding Amount of the Mortgage Loans for such Payment Date;]

•

[the Class Principal Amount of each class of Notes, giving effect to payments on such Payment Date;]

•

[the amount of any Realized Losses incurred or received with respect to the Mortgage Loans (x) in the applicable Collection Period and (y) in the aggregate since the Cut-off Date, and the aggregate Realized Losses during the preceding twelve-month period expressed as a percentage of the total Outstanding Amount of the Mortgage Loans;]

•

[the amount of the Servicing Fees, [Credit Risk Manager’s Fees,] [other fees] and [primary mortgage insurance premiums] paid with respect to such Payment Date;]

•

[the total Outstanding Amount of any Mortgage Loans with respect to which the related Mortgaged Property became a REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs;]

•

[with respect to substitution of Mortgage Loans in the preceding calendar month, the Outstanding Amount of each deleted Mortgage Loan, and of each substitute Mortgage Loan;]

•

[the level of LIBOR and any other applicable indices applicable to such Payment Date with respect to each class of Notes;]

•

[the Note Interest Rate applicable to such Payment Date with respect to each class of Notes;]

•

[the aggregate outstanding Carryforward Interest and Deferred Amounts, if any, for each applicable Class of Notes, after giving effect to the payment made on such Payment Date;]

•

[the Available Payment Amount applicable to such Payment Date;]

•

[if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Noteholders would have received if there were sufficient available amounts in the Note Payment Account and the amounts actually paid);]

•

[the Overcollateralization Amount after giving effect to the payments made on such Payment Date;]

•

[the amount on deposit in the Funding Account];

•

[the amount of any payments made or received pursuant to the Swap Agreement with respect to such Payment Date;]

•

[a statement as to whether any exchanges of Exchangeable Notes have taken place since the preceding Payment Date, and, if applicable, the names, note balances, including notional balances, note interest rates, and any interest and principal paid, including any shortfalls allocated, of any classes of notes that were received by the Noteholder as a result of such exchange; and]

•

any other information required pursuant to the Transfer and Servicing Agreement.

In addition, within 90 days after the end of each calendar year, the Indenture Trustee will prepare and make available to any person who at any time during the calendar year was a Securityholder of record, a report summarizing the items provided to the Securityholders pursuant to items ([    ]) and ([    ]) above on an annual basis as may be required to enable those Securityholders to prepare their federal income tax returns. Such information shall also include the amount of OID accrued on each class of Notes and information regarding the expenses of the Trust furnished by the Master Servicer to the Indenture Trustee. The [Securities Administrator][Master Servicer] will provide the Indenture Trustee with such information as is necessary for the Indenture Trustee to prepare such reports (and the Indenture Trustee may rely solely upon such information).

Amendment

The Transfer and Servicing Agreement may be amended by the Securityholders (1) to cure any ambiguity, (2) to conform the provisions of the Transfer and Servicing Agreement to the information contained herein or to correct or supplement any provision therein, (3) to make any other provision with respect to matters or questions arising under the Transfer and Servicing Agreement or (4) to add, delete or amend any provision in order to comply with any requirements imposed by the Code, ERISA and their related regulations; provided, however, that no such amendment, as evidenced by an Opinion of Counsel, will adversely affect the status of the Notes as debt for federal income tax purposes, and provided further, that no such amendment effected pursuant to clause (3) above will adversely affect in any material respect the interests of any Securityholder. Any such amendment will be deemed not to adversely affect in any material respect the interests of any Noteholder if the Rating Agency confirms that such action would not adversely affect the then-current ratings on the Offered Notes. The Transfer and Servicing Agreement may also be amended by the Depositor, the Issuer, the Master Servicer, and the Indenture Trustee with the consent of the holders of each Class of Notes affected thereby evidencing Voting Rights aggregating not less than 66-2/3% of each such Class and the Residual Holder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreement or modifying in any manner the rights of Securityholders; provided, however, that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any Notes or the [Ownership Certificate] [Class [   ] Certificates] without the consent of the holder of each such Security affected thereby or (2) reduce the percentage of Securities the holders of which are required to consent to any such amendment without the consent of the holders of all Securities affected thereby.

Voting Rights

At all times [    ]% of all voting rights will be allocated among the holders of the Offered Notes. The portion of such voting rights allocated to the Offered Notes will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate principal balance of the Mortgage Loans. The holders of the Class P Notes and the Ownership Certificate will each be allocated [    ]% of the voting rights. The voting rights allocation to any class of Notes will be allocated among all holders of each such class in proportion to the outstanding Note Principal Amount or Percentage Interest of such Notes.

Yield, Prepayment and Weighted Average Life

General

The yields to maturity on the Notes will be affected by the rate of payments on the Mortgage Loans, which will depend in large part on the mobility, health and mortality of the borrowers.  See “Risk Factors” for a discussion of certain factors that may influence the rate and timing of Maturity Events.

The rate and timing of Maturity Events, and therefore the yields on and weighted average lives of the Notes, may differ substantially from an investor’s expectation.

Because borrowers are not required to make any payments of principal or interest on the Mortgage Loans until maturity, the Mortgage Loans will generate enough cash to pay interest when due on the Notes, and to pay sufficient principal on the Class [   ], Class [   ] and Class [   ] Notes to reduce their respective Class Principal Amounts to zero or to the applicable Outstanding Amounts, as the case may be, only if Maturity Events occur with sufficient frequency and relative regularity.  See “Risk Factors.”

Holders of Notes, particularly the Class [   ] Notes, may incur losses if borrowers continue to occupy Mortgaged Properties longer than expected and the amounts owed on the Mortgage Loans at maturity exceed the value of the related Mortgaged Properties.  See “Risk Factors.”

[The yields to investors on the [Class [    ]] Notes may be adversely affected by the Trust’s acquisition of Additional Mortgage Loans, which will reduce the amount and timing of [principal][interest][excess interest] distributions on these Notes.]

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters, and there can be no assurance that material damage to any Mortgaged Property due to such causes has not occurred or will not occur.  Under a flow purchase, warranties and servicing agreement, [   ] has represented and warranted that each related Mortgaged Property was free of material damage as of the date [   ] transferred the related Mortgage Loan to Lehman Bank, and under a mortgage loan sale agreement, [   ] will represent and warrant that each related Mortgaged Property is free of material damage as of the Closing Date.  In the event of an uncured breach of such representation and warranty that materially and adversely affects the value of a Mortgage Loan, [   ] or Lehman Bank, as applicable (depending on whether the damage occurred prior to or after the Mortgage Loan was transferred from [   ] to Lehman Bank), will be required to repurchase the affected Mortgage Loan.  If any damage caused by flooding, storms, landslides, fires or earthquakes (or other cause) occurs after the Closing Date, neither [   ] nor Lehman Bank will have such obligation.  In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by flooding, landslides and earthquakes, and flood, landslide or earthquake insurance may not have been obtained with respect to such Mortgaged Properties.  Because the Mortgage Loans are nonrecourse loans as described herein, to the extent that a Mortgaged Property is damaged or destroyed by an uninsured cause, Securityholders may incur losses.  To the extent that any insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, such proceeds will be used to prepay the related Mortgage Loans in whole or in part.  Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Notes, and will reduce the yields on the Notes to the extent they are purchased at a premium.

The Mortgage Loans generally will contain due-on-sale provisions permitting the Servicer to accelerate the maturity of a Mortgage Loan upon sale or certain transfers by the Borrower of the underlying mortgaged property.  In addition, the Mortgage Loans generally will contain provisions to accelerate the maturity of a Mortgage Loan upon the occurrence of a Maturity Event.  The Servicer will generally enforce any due-on-sale clause or acceleration upon the occurrence of a Maturity Event to the extent it has knowledge thereof.

[With respect to HECMs, [   ] has an option to purchase Assignable HECMs from the Trust.  [   ] has stated that its intent is to exercise such option with respect to each Assignable HECM at the earliest point at which such option may be exercised.  If, however, [   ] does not exercise this option with respect to any or all of the Assignable HECMs or delays in the exercise of such option beyond the first date any such Assignable HECM may be purchased by [   ], then payments to the Issuer in respect of such affected Assignable HECMs will be delayed until the earlier of (i) the date [   ] exercises such option with respect to such Assignable HECM and (ii) the date on which the final payment is received in respect of such HECM either after default by the related borrower and sale of the related REO property or upon the sale of the related mortgaged property by the borrower or its estate and receipt of any proceeds of FHA insurance thereof.

If the purchaser acquires a Note at a discount from its initial principal amount and calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than the rate of payment actually experienced on the related Mortgage Loans, the actual yield to maturity may be lower than that so calculated.  Conversely, if the purchaser acquires a Note at a premium and calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than the rate of payment actually experienced on the related Mortgage Loans, the actual yield to maturity may be lower than that so calculated.

[Subordination of the Class [      ] Notes

On each Payment Date, the holders of any higher ranking Class of Notes will have a preferential right to receive amounts of interest and principal due to them on that Payment Date before any payments are made on any Class of Notes subordinate to that Class. As a result, the yields to maturity and the aggregate amount of payments on the Class [     ] Notes will be more sensitive than the yields of higher ranking Notes to the rate of delinquencies and defaults on the Mortgage Loans.

As more fully described herein, the principal portion of Realized Losses (other than Excess Losses) on the Mortgage Loans will be allocated first to the lower ranking Classes of Subordinate Notes, then to the Class [    ] Notes, then to the Class [    ] Notes, and then to the Class [    ] Notes, in that order, until the Class Principal Amount of each Class has been reduced to zero, before any Realized Losses will be allocated to the Senior Notes. The interest portion of Realized Losses (other than Excess Losses) will reduce the amount available for payment on the related Payment Date to the lowest ranking Class or Classes of Notes outstanding on that date.]

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a Note to the date of payment to the investor of each dollar paid in net reduction of principal of such Note (assuming no losses).  The weighted average lives of the Notes will be influenced by, among other things, the rate at which payments on the related Mortgage Loans are received, which may be in the form of prepayments, payments by borrowers or borrowers’ estates at maturity, or liquidations.

Prepayments on mortgage loans are commonly measured relative to a [       ] prepayment standard or model. The model used in this prospectus supplement for the Mortgage Loans is [       ], which represents [       ].

[       ] does not purport to be either a historical description of the prepayment experience of the  mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust.

The tables set forth on Annex B-2 to this prospectus supplement were prepared based on the following modeling assumptions:

[Detailed list of all modeling assumptions to be provided.]

The performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth on the following pages, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows on the Notes might behave under varying payment scenarios.  For example, it is not expected that the Mortgage Loans will pay at a constant rate or that all of the Mortgage Loans will mature and pay at the same rate, and there can be no assurance that borrowers will not continue to occupy the Mortgaged Properties (thus delaying the occurrence of Maturity Events) longer, perhaps significantly longer, than has been assumed for purposes of the following tables.  Any difference between such assumptions and the actual performance of the Mortgage Loans, including actual payment or loss experience, will cause the percentages of initial Class Principal Amount outstanding over time and the weighted average lives of the Notes to differ (which difference could be material) from the corresponding information in the tables under the various percentages of the [   ] assumption specified therein.

Subject to the foregoing discussion and assumptions, the tables set forth on Annex B-2 hereto indicate the weighted average lives of the [    ] Notes and set forth the percentages of the initial Class Principal Amounts of the [    ] Notes that would be outstanding after each of the Payment Dates shown at various percentages of [       ].

The weighted average life of a [    ] Note is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the [    ] Note to the related Payment Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

Material Federal Income Tax Considerations

Tax Classification of the Trust and of the Notes

In the opinion of [McKee Nelson LLP] [Dechert LLP] [Heller Ehrman LLP], assuming compliance with the Agreements, for U.S. federal income tax purposes, the Notes will be classified as debt instruments. In addition, the Owner Trustee, on behalf of the Trust, will agree, and beneficial owners of the Notes will agree by their purchase of Notes, to treat the Notes as debt instruments for U.S. federal income tax purposes.

In the opinion of [McKee Nelson LLP] [Dechert LLP] [Heller Ehrman LLP], assuming compliance with the Agreements, for U.S. federal income tax purposes, the Trust will not be classified as an association taxable as a corporation, a publicly traded partnership or a taxable mortgage pool.

[Add REMIC disclosure if REMIC election is to be made.]

Tax Consequences to Holders of the Notes

Interest Income on the Notes.  The Notes may be treated as having been issued with OID. The beneficial owner of a note must include any OID with respect to such note in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives any cash currently attributable to such OID. See “Material Federal Tax Considerations—Taxation of Securities Treated as Debt Instruments—Election to Treat All Interest as OID” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount or bond premium, if any, will be a rate equal to [     ]% of CPR with respect to the Mortgage Loans. See “Yield, Prepayment and Weighted Average Life” above. No representation, however, is made as to the rate at which principal payments or recoveries on the mortgage loans actually will occur.

Possible Alternative Treatments of the Notes.  If, contrary to the opinion of [     ], the IRS successfully asserted that a class of notes did not represent debt instruments for U.S. federal income tax purposes, those notes might be treated as equity interests in the trust. If a class of notes represented equity in the trust, payments of interest on that class of notes to a foreign person generally would be subject to U.S. tax and withholding requirements.

State and Local Income Tax Considerations

In addition to the federal income tax consequences described under “Material Federal Income Tax Considerations” above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the offered securities. State and local  income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

Legal Investment Considerations

[The Offered Notes will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Offered Notes.]

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors are encouraged to consult their own legal advisors to determine whether and to what extent the Offered Notes may be purchased by them.  See “Legal Investment Considerations” in the Prospectus.

Use of Proceeds

The net proceeds from the sale of the Offered Notes will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Mortgage Loans [and the repayment of any financing][and the funding of the Pre-Funding Amount]. The Mortgage Loans will be acquired by the Depositor from the Seller in a privately negotiated transaction.

ERISA Considerations

A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code should carefully review with its legal advisors whether the purchase or holding of Notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See “ERISA Considerations” in the accompanying Prospectus.

Underwriting

Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter(s), the Depositor has agreed to sell to the Underwriter(s), and the Underwriter(s) [has/have] agreed to purchase from the Depositor, all of the Offered Notes [as expressed as a portion of the Class Principal Amount or Class Notional Amount, as applicable, as set forth below].

[The allocation among the Underwriter(s) to be provided.]

The distribution of the Offered Notes by the Underwriter(s) will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter(s) may effect the transactions by selling the Notes to or through dealers, and the dealers may receive from the Underwriter(s), for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter(s) and any dealers that participate with the Underwriter(s) in the distribution of the Notes may be deemed to be an Underwriter(s), and any discounts, commissions or concessions received by them, and any profit on the resale of the Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Act. The Underwriting Agreement provides that the Depositor will indemnify the Underwriter(s) against certain civil liabilities, including liabilities under the Act.

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[    ].

[         ] has entered into an agreement with the Depositor to purchase the Class [     ] Notes simultaneously with the purchase of the Offered Notes, subject to certain conditions.

Lehman Brothers Inc. is an affiliate of the Depositor, [the Seller,] [one of the Servicers] [and the Master Servicer].

Legal Matters

Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriter by [McKee Nelson LLP, Washington, D.C.] [Dechert LLP, New York, New York] [Heller Ehrman LLP, Seattle, Washington].

Ratings

It is a condition to the issuance of the Offered Notes that they have the applicable rating or ratings by [    ], [    ] and [    ] indicated under “Initial Note Ratings” in the table on page S-1.

The ratings of “AAA” and “Aaa” are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Offered Notes of payments in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Offered Notes. The ratings do not take into consideration any of the tax aspects associated with the Offered Notes. The ratings on the Offered Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Notes might suffer a lower than anticipated yield due to prepayments.

There will be no arrangements to have the ratings monitored while the Notes are outstanding.

The security ratings assigned to the Offered Notes should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Offered Notes by any rating agency other than those described above; there can be no assurance, however, as to whether any other rating agency will rate the Offered Notes or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Notes could be lower than the respective ratings assigned by the Rating Agencies described above.

Glossary of Defined Terms

Accrual Period	For each class of [ ] and each Payment Date, the period beginning on [ ] and ending on [ ].
Additional Amounts	The meaning set forth in “Description of the Mortgage Loan Pool—Future Advances on the Mortgage Loans” in this prospectus supplement.
[Additional Mortgage Loans	Any additional Mortgage Loans to be added to the Trust during the Revolving Period, as described under “Acquisition by the Trust of Additional Mortgage Loans.”]
Adjustable Rate Mortgage Loans

Mortgage Loans for which the related mortgage note provides for adjustment of the applicable Mortgage Rate, as described under [“Description of the Mortgage Pool—Adjustable Rate Mortgage Loans” and “—The Indices.”]

Adjustment Date	With regard to the Adjustable Rate Mortgage Loans, each date on which the related Mortgage Rate is adjusted in accordance with the terms of the related mortgage note.
Administration Agreement	The administration agreement dated as of [ ], among [ ].
Advance	The meaning set forth in “Description of the Mortgage Loan Pool—Future Advances under the Mortgage Loans” in this prospectus supplement.
Assignable HECMs

Any HECM (i) the Outstanding Amount of which is 98% or more of the related Maximum Claim Amount, (ii) that is in default and as to which a claim may be made on the FHA insurance for such HECM or (iii) that the related borrower has requested to be assigned to HUD in accordance with applicable law, rule or regulation.

Available Payment Amount

With respect to each Payment Date, (a) the sum of (1) all payments and recoveries in respect of the Mortgage Loans received during the related Collection Period, less the Servicing Fee (and any fee payable to a successor master servicer, as described herein), (2) the purchase price of any Mortgage Loan that was repurchased from the Trust during the related Collection Period and (3) any Excess Funding Amount (as defined herein) for such date withdrawn from the Funding Account, as reduced by (b) any amounts payable or reimbursable to the Indenture Trustee, the Owner Trustee (other than the Owner Trustee Fee), the Administrator, the Master Servicer, the Servicer or any Custodian in respect of reimbursement for expenses or indemnification (to the extent provided in the Transfer and Servicing Agreement).

Applied Loss Amount

For any Payment Date, after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Collection Period and payments of principal on such Payment Date, the amount by which the [    ] exceeds [     ].

BBA	The British Bankers’ Association.
Beneficial Owner	Any person acquiring an interest in a Book-Entry Note.
Book-Entry Notes	The Notes, other than any Definitive Note.
Business Day	Generally any day other than a Saturday or Sunday or a day on which banks in [ ] are closed.
Cap Contract	A limited recourse notional principal contract.
Carryforward Interest	For any class of [ ] and any Payment Date, the sum of [ ].
Certificate Account	The certificate account maintained by or on behalf of the Trust Administrator for the benefit of the Trust and the Residual Holder.
Class [ ] Interest Shortfall Draw	The meaning set forth in “Description of the Mortgage Loan Pool—The Funding Account” in this prospectus supplement.
Class Principal Amount	For any class of [ ], the aggregate of the Note Principal Amounts of all notes of that class.
Clearstream Luxembourg	Clearstream Banking Luxembourg.
Clearstream Luxembourg Participants	Participating organizations that utilize the services of Clearstream Luxembourg.
Closing Date	[ ]
Code	The Internal Revenue Code of 1986, as amended.
Collection Account	The collection account maintained by the Master Servicer established in the name of the Indenture Trustee and for the benefit of the Securityholders.
Collection Period

For any Payment Date, the [      ] period beginning on the [      ] day of the [      ] month immediately preceding the month in which such Payment Date occurs and ending on the [      ] day of the month in which such Payment Date occurs.

Current Interest	For any class of [ ] and any Payment Date, the aggregate amount of interest accrued at the applicable Interest Rate during the [ ].
Current Loan-to-Value Ratio	The meaning set forth in “Description of the Mortgage Loan Pool—General” in this prospectus supplement.
Custodial Agreements	The custodial agreements, each between [ ] and [ ].
Custodians	On the Closing Date [ ], each in [its] capacity as a custodian, or any successor thereto.
Cut-off Date	[ ]
Cut-off Date Balance	The Outstanding Amount of the Mortgage Loans as of the Cut-off Date.
Deferred Amount	For each Payment Date and for each class [ ], the amount by which [ ].
Definitive Note	A physical note representing any Note.
Deposit Date	The Business Day immediately preceding each Payment Date.
Designated Telerate Page

The Moneyline Telerate Service page 3750, or such other page as may replace page 3750, or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars.

DTC	The Depository Trust Company.
ERISA	The Employee Retirement Income Security Act of 1974, as amended.
ERISA Restricted Offered Note	An Offered Note which does not have a rating of BBB- or above or Baa3 or above at the time of its acquisition by a Plan.
Euroclear	The Euroclear System.
Euroclear Participants	Participating organizations that utilize the services of Euroclear.
Excess Funding Amount	The meaning set forth in “Description of the Mortgage Loan Pool—The Funding Account” in this prospectus supplement.
FHA

The Federal Housing Administration, which is a subdivision of HUD, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

FHA Regulations

The FHA Single Family/Federal Housing Administration (24 C.F.R. 200 to 299)/Subchapter B:  Mortgage and Loan Insurance Programs Under National Housing Act and Other Authorities/Part 206:  Home Equity Conversion Mortgage Insurance, as amended from time to time.

Funding Account	The meaning set forth in “Description of the Mortgage Loan Pool—The Funding Account” in this prospectus supplement.
Funding Account Deposit	The meaning set forth in “Description of the Mortgage Loan Pool—The Funding Account” in this prospectus supplement.
Global Securities	The globally offered Notes.
Gross Margin	For Adjustable Rate Mortgage Loans, the interest rate margin specified in the related mortgage note.
HECM	A Mortgage Loan under the FHA’s Home Equity Conversion Mortgage program administered by the FHA, which is part of HUD, and eligible for reimbursement thereunder.
Holder	The holder of any Note or Ownership Certificate.
HUD

The United States Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA mortgage insurance.

Indenture	The indenture dated as of [ ], among [ ].
Indenture Default	The events of default under the Indenture as described under “The Trust Agreement, Indenture and Administration Agreement—Certain Matters under the Agreements” in this prospectus supplement.
Indenture Trustee	[ ], or any successor thereto.
Index	The index applicable to any Adjustable Rate Mortgage Loan, based on [Six-Month LIBOR] or [One-Year CMT].
Initial Cap

For any Adjustable Rate Mortgage Loan, a fixed percentage specified in the related mortgage note beyond which the related Mortgage Rate generally will not increase or decrease on the first Adjustment Date.

Initial Optional Termination Date	The meaning set forth in “Description of the Offered Notes—Optional Redemption of the Notes” in this prospectus supplement.
Insurance Proceeds

Any amounts paid by an insurer under a primary mortgage insurance policy, any standard hazard insurance policy, flood insurance policy or any other insurance policy relating to the Mortgage Loans or related Mortgaged Properties.

Interest Rate	[ ]
Interest Shortfall Draw	The meaning set forth in “Description of the Mortgage Loan Pool—The Funding Account” in this prospectus supplement.
IRS	The Internal Revenue Service.
Issuing Entity	[ ]
LIBOR	The London Interbank Offered Rate.
LIBOR Business Day	Any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.
LIBOR Determination Date	The [ ] LIBOR Business Day preceding the commencement of each Accrual Period.
Liquidated Mortgage Loan

In general, a defaulted Mortgage Loan as to which [     ] has determined that all amounts that it expects to recover in respect of such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

Maturity Date	The Payment Date in [ ].
Maturity Event

With respect to each Mortgage Loan, an event set forth in the related Mortgage Note, the occurrence of which will cause the Outstanding Amount of such Mortgage Loan to become immediately due and payable.  Such an event, in the case of a HECM, generally occurs when the last surviving Mortgagor dies or when the Mortgagor sells or conveys title to the Mortgaged Property or when the Mortgagor ceases to use the Mortgaged Property as its principal residence.

Maximum Claim Amount	The meaning set forth in “Description of the Mortgage Loan Pool—The FHA Insurance and Mortgage Insurance Premiums” in this prospectus supplement.
Maximum Funding Amount	The meaning set forth in “Description of the Mortgage Loan Pool—The Funding Account” in this prospectus supplement.
Maximum Interest Rate	[ ]
Maximum Rate	For any Mortgage Loan, the rate specified in the related mortgage note which the related Mortgage Rate will never exceed.
Minimum Rate	For any Mortgage Loan, the rate specified in the related mortgage note which the related Mortgage Rate will never be less than.
MIP	The meaning set forth in “Description of the Mortgage Loan Pool—The FHA Insurance and Mortgage Insurance Premiums” in this prospectus supplement.
MIP Rate	The meaning set forth in “Description of the Mortgage Loan Pool—The FHA Insurance and Mortgage Insurance Premiums” in this prospectus supplement.
Mortgage Loans	The [reverse mortgage loans] [HECMs] included in the Trust as of the Closing Date.
Mortgage Pool	[ ]
Mortgage Rate	For any Mortgage Loan, its applicable interest rate as determined in the related mortgage note as reduced by any application of the Relief Act.
Mortgaged Property	The real property securing a Mortgage Loan.
Net Liquidation Proceeds

All amounts, net of (1) unreimbursed expenses and (2) unreimbursed Advances and servicing advances, received and retained in connection with the liquidation of defaulted Mortgage Loans, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Noteholders by foreclosure or deed in lieu of foreclosure.

Net Principal Limit	The meaning set forth in “Description of the Mortgage Loan Pool—General” in this prospectus supplement.
Note Payment Account	The meaning set forth in “Description of the Offered Notes—Priority of Payments” in this prospectus supplement.
Note Principal Amount

For any [     ] as of any Payment Date, its initial Note Principal Amount as of the Closing Date, as reduced by all amounts previously distributed on that Note in respect of principal prior to such Payment Date.

Noteholder	Any person acquiring a beneficial ownership interest in any Note.
Notes	The [ ].
Offered Notes	The [ ].
OID	Original issue discount.
One-Month LIBOR	The average of the interbank offered rates for one-month U.S. dollar deposits in the London market.
Originators	The originators of the Mortgage Loans.
Outstanding Amount

With respect to any Mortgage Loan as of any date, generally, (1) the aggregate of Advances made in respect of such Mortgage Loan prior to the Cut-off Date, together with any interest accrued on such amounts and any interest accrued on such interest, plus (2) all Additional Amounts acquired by the Trust with respect to such Mortgage Loan, together with any interest accrued thereon and any interest accrued on such interest, plus (3) any applicable annual fee payable under such Mortgage Loan or any other amount added to the principal balance of such Mortgage Loan in accordance with its terms, each as described herein, together with any interest accrued on such amounts and any interest accrued on such interest, minus (4) all amounts paid or recovered in respect of such Mortgage Loan prior to such date.

Overcollateralization Amount	[ ]
Ownership Certificate	The single ownership certificate that evidences the equity ownership in the Trust.
Owner Trustee	[ ], or any successor thereto.
Participant	Participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.
Participation Interests

A participation interest in certain Mortgage Loans, established under a participation agreement. Each participation interest will represent an entitlement to interest and principal payments on a single Mortgage Loan.

Payment Date	[ ]
Periodic Cap

For any Adjustable Rate Mortgage Loan, the fixed percentage specified in the related mortgage note above and below which the related Mortgage Rate will not be adjusted on any Adjustment Date, except for the first Adjustment Date.

Plan	Any employee benefit plan or other retirement arrangement that is subject to ERISA or to Section 4975 of the Code.
Pool Balance	For any Mortgage Pool as of any date of determination, the aggregate of the Outstanding Amounts of the Mortgage Loans in such Mortgage Pool as of such date.
Priority Class or Classes	The Class or Classes of Notes at any time outstanding that has the highest priority of payment of interest.
Principal Limit	The meaning set forth in “Description of the Mortgage Loan Pool—Credit Line Draws” in this prospectus supplement.
PTCE 95-60	Prohibited Transaction Class Exemption 95-60.
PTE	A Prohibited Transaction Exemption granted by the U.S. Department of Labor.
Purchase Price	An amount equal to the sum of [ ].
Rating Agencies	Each of [ ].
Realized Loss	The excess of the outstanding principal balance of a Liquidated Mortgage Loan over the related Net Liquidation Proceeds, to the extent allocable to principal.
Relevant Depositary	[ ] as depositary for Clearstream Luxembourg, and [ ] as depositary for Euroclear, individually.
Relief Act	The Servicemembers Civil Relief Act and similar state or local laws.
Relief Act Reduction	Any reduction of the applicable Mortgage Rate by application of the Relief Act.
Residual Holder	The holder of the Ownership Certificate.
[Revolving Account	An account maintained by [ ] on behalf of the Trust for the purposes of acquiring Additional Mortgage Loans.]
[Revolving Period	The period from and including the Payment Date in [ ] and ending on the Payment Date in [ ].]
Sale Agreements	The transfer agreements pursuant to which [ ] purchased a Mortgage Loan directly from the Transferors.
Sale and Assignment Agreement	The mortgage loan sale and assignment agreement dated as of [ ], between the Seller and the Depositor.
Sale Date	The date on which a Mortgage Loan was purchased by the [ ] pursuant to the related Sale Agreement.
Securities	Collectively, the Notes and the Ownership Certificate.
Securities Act	The Securities Act of 1933, as amended.
Securityholder	A holder of a Security.
Seller	[ ]
Servicer Remittance Date	The [ ] day of each month.
Servicer	On the Closing Date, [ ] and any other Servicer servicing the Mortgage Loans.
Servicing Account	A custodial account maintained by each Servicer established in the name of [ ] and for the benefit of the Noteholders.
Servicing Agreement	The servicing agreement, between the Seller and the Servicer.
Servicing Fee

For each Mortgage Loan, a monthly fee paid to each Servicer out of interest collections received from the related Mortgage Loan calculated at the Servicing Fee Rate on the outstanding principal balance of each Mortgage Loan.

Servicing Fee Rate	[ ]
Six-Month LIBOR	The average of the interbank offered rates for six-month U.S. dollar deposits in the London market, calculated as provided in the related mortgage note.
Six-Month LIBOR Mortgage Loans	Adjustable Rate Mortgage Loans providing for semi-annual adjustment of the related Mortgage Rate based on Six-Month LIBOR.
SMMEA	The Secondary Mortgage Market Enhancement Act of 1984, as amended.
Substitution Amount

Generally equal to the amount, if any, by which the Outstanding Amount of a Mortgage Loan required to be removed from a Mortgage Pool due to a breach of a representation or warranty or defective documentation exceeds the principal balance of the related substitute Mortgage Loan, plus unpaid interest accrued thereon, any unpaid Advances or servicing advances, unpaid Servicing Fees (and related interest) and the costs and damages incurred by the Trust in respect of such removed Mortgage Loan as a result of violations of any applicable federal, state or local predatory or abusive lending law with respect to such Mortgage Loan.

Tax Counsel	[ ]
Transfer and Servicing Agreement	The transfer and servicing agreement dated as of [ ], among [ ].
Transferors	The various entities from which the [ ] purchased Mortgage Loans pursuant to the Sale Agreements.
Transferred Mortgage Loans	The Mortgage Loans purchased by [ ] from various Transferors under the Sale Agreements.
Trust	The trust created pursuant to the Trust Agreement.
Trust Accounts	The Note Payment Account, the Servicing Accounts, the Basis Risk Reserve Fund, the Collection Account, [the Trust Administration Account] and [ ].
[Trust Administration Account ]	[The trust administration account maintained by the Trust Administrator for the benefit of the Noteholders.]
Trust Agreement	The trust agreement dated as of [ ], among [ ].
Trust Estate	The Mortgage Loans and the other assets of the Trust and proceeds therefrom.
Underwriter	[ ]
Underwriting Agreement	Collectively, the underwriting agreement and the terms agreement between the Depositor and the Underwriter.
Underwriting Guidelines	The underwriting guidelines established by the Originator, in accordance with which the Mortgage Loans have been originated or acquired by the Originator.

[The following Annexes are incorporated by reference
into this prospectus supplement.]

 Annex A:
Certain Characteristics of the Mortgage Loans

The following tables set forth certain information as of the Cut-off Date, for the Mortgage Loans, in each case having the stated characteristics shown in the tables in each range. As used in these tables, the “non-zero weighted average” of any characteristic of the Mortgage Loans will not include in such weighted average those Mortgage Loans which do not have that characteristic (or for which that characteristic cannot be determined). (The sum of the amounts of the aggregate Outstanding Amount and the percentages in the following tables may not equal the totals due to rounding.)

Current Loan-to-Value Ratios*

Range of Current Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Outstanding Amount	Percentage of Mortgage Loans by Aggregate Outstanding Amount	Weighted Average Gross Coupon	Weighted Average Current LTV

Total

*

Values of the Mortgaged Properties were determined for purposes of this table based on original appraisals or, in some cases, appraisals performed generally as of the Cut-off Date.

The weighted average Current Loan-to-Value Ratio of the Mortgage Loans as of the Cut-off Date is approximately [   ]%.

Mortgage Rates

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Outstanding Amount	Percentage of Mortgage Loans by Aggregate Outstanding Amount	Weighted Average Gross Coupon	Weighted Average Current LTV

Total

The weighted average Mortgage Rate of the Mortgage Loans as of the Cut-off Date is approximately [   ]%.

Cut-off Date Outstanding Amounts

Range of Cut-off Date Outstanding Amounts ($)	Number of Mortgage Loans	Aggregate Outstanding Amount	Percentage of Mortgage Loans by Aggregate Outstanding Amount	Weighted Average Gross Coupon	Weighted Average Current LTV

Total

The average Cut-off Date Outstanding Amount of the Mortgage Loans is approximately $[   ].

Available Credit Amounts*

Range of Available Credit Amounts ($)	Number of Mortgage Loans	Aggregate Outstanding Amount	Percentage of Mortgage Loans by Aggregate Outstanding Amount	Weighted Average Gross Coupon	Weighted Average Current LTV

Total

*

As of the Cut-off Date.

The average amount of available credit under the Mortgage Loans, as of the Cut-off Date, is approximately $[   ].  As of the Cut-off Date, the aggregate amount of available credit under the Mortgage Loans is approximately $[   ].

Annual Fees*

Annual Fees ($)	Number of Mortgage Loans	Aggregate Outstanding Amount	Percentage of Mortgage Loans by Aggregate Outstanding Amount	Weighted Average Gross Coupon	Weighted Average Current LTV

Total

*

These annual fees are added to the Outstanding Amounts of the related Mortgage Loans annually.

Ages of Female Sole Borrowers*

Range of Ages (years)	Number of Mortgage Loans	Aggregate Outstanding Amount	Percentage of Mortgage Loans by Aggregate Outstanding Amount	Weighted Average Gross Coupon	Weighted Average Current LTV

Total

*

Table based on Mortgage Loans with only one borrower.

The weighted average age of female sole borrowers is approximately [   ] years.

Ages of Male Sole Borrowers*

Range of Ages (years)	Number of Mortgage Loans	Aggregate Outstanding Amount	Percentage of Mortgage Loans by Aggregate Outstanding Amount	Weighted Average Gross Coupon	Weighted Average Current LTV

Total

*

Table based on Mortgage Loans with only one borrower.

The weighted average age of male sole borrowers is approximately [   ] years.

Ages of Female Co-Borrowers*

Range of Ages (years)	Number of Mortgage Loans	Aggregate Outstanding Amount	Percentage of Mortgage Loans by Aggregate Outstanding Amount	Weighted Average Gross Coupon	Weighted Average Current LTV

Total

*

Table based on Mortgage Loans with two borrowers.

The weighted average age of female co-borrowers is approximately [   ] years.

Ages of Male Co-Borrowers*

Range of Ages (years)	Number of Mortgage Loans	Aggregate Outstanding Amount	Percentage of Mortgage Loans by Aggregate Outstanding Amount	Weighted Average Gross Coupon	Weighted Average Current LTV

Total

*

Table based on Mortgage Loans with two borrowers.

The weighted average age of male co-borrowers is approximately [   ] years.

Geographic Distribution

Location	Number of Mortgage Loans	Aggregate Outstanding Amount	Percentage of Mortgage Loans by Aggregate Outstanding Amount	Weighted Average Gross Coupon	Weighted Average Current LTV

Total

Property Type

Property Type	Number of Mortgage Loans	Aggregate Outstanding Amount	Percentage of Mortgage Loans by Aggregate Outstanding Amount	Weighted Average Gross Coupon	Weighted Average Current LTV

Total

Margin

Margin (%)	Number of Mortgage Loans	Aggregate Outstanding Amount	Percentage of Mortgage Loans by Aggregate Outstanding Amount	Weighted Average Gross Coupon	Weighted Average Current LTV

Total

The weighted average margin is approximately [   ]%.

Maximum Rate

Range of Maximum Rates (%)	Number of Mortgage Loans	Aggregate Outstanding Amount	Percentage of Mortgage Loans by Aggregate Outstanding Amount	Weighted Average Gross Coupon	Weighted Average Current LTV

Total

The weighted average maximum rate is approximately [   ]%.

[Maximum Claim Amounts

Range of Maximum Claim Amounts (%)	Number of Mortgage Loans	Aggregate Outstanding Amount	Percentage of Mortgage Loans by Aggregate Outstanding Amount	Weighted Average Gross Coupon	Weighted Average Current LTV

Total

The weighted average maximum rate is approximately [   ]%]

Appraisal Value

Range of Appraisal Value (%)	Number of Mortgage Loans	Aggregate Outstanding Amount	Percentage of Mortgage Loans by Aggregate Outstanding Amount	Weighted Average Gross Coupon	Weighted Average Current LTV

Total

The weighted average maximum rate is approximately [   ]%

 Annex B-1:
Assumed Mortgage Loan Characteristics

 Annex B-2:
Principal Amount Decrement Tables

Percentage of Initial Class Principal Amount of the Offered Notes
Outstanding at the Following Percentages of [   ]

	Class [ ] Notes
Payment Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%

Weighted Average Life in Years

__________

* Indicates a value between 0.0% and 0.5%.

 Annex [C]:
Available Combinations for Exchange

Original Notes				Exchangeable Notes
Mortgage Pool	Original Class	Original Balance(1)	CUSIP Number	Exchange Class	Maximum Original Class Principal Balance	Interest Type	Principal Type(2)	Summary Interest Rate Formula	CUSIP Number	Final Payment Date
Combination 1
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Combination 2
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

$[                ]

(Approximate)

SASCO REVERSE MORTGAGE LOAN TRUST [     ]

Mortgage Backed Notes

Structured Asset Securities Corporation

[Depositor]

[                               ]

[Sponsor and Seller]

[                               ]

[Servicer/Master Servicer]

_______________

PROSPECTUS SUPPLEMENT

[                ]

_______________

[Underwriters]


PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The estimated expenses expected to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as follows:

SEC Registration Fee	$107.00
Trustee’s Fees and Expenses (including counsel fees)*	**
Printing and Engraving Costs*	**
Rating Agency Fees* Legal Fees and Expenses*	** **
Blue Sky Fees and Expenses*	**
Accounting Fees and Expenses*	**
Miscellaneous*	**
Total	$107.00
__________ * Estimated in accordance with Item 511 of Regulation S-K.
** To be filed by Amendment.

Item 15.  Indemnification of Directors and Officers.

The Registrant’s certificate of incorporation provides that directors and officers of the Registrant will be indemnified as permitted by Delaware law.  Section 145 of the Delaware Corporation Law provides, in substance, that Delaware corporations have the power, under specified circumstances, to indemnify their directors, officers, employees or agents in connection with actions, suits or proceedings involving any of them by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

The form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides, under certain circumstances, for indemnification of the Registrant and other persons.

Item 16.  Exhibits.

  1.1(6)

Form of Underwriting Agreement

  3.1(1)

Certificate of Incorporation of Structured Asset Securities Corporation as currently in effect

  3.2(1)

Bylaws of Structured Asset Securities Corporation as currently in effect

  4.1(6)

Form of Administration Agreement

  4.2(6)

Form of Deposit Trust Agreement

  4.3(5)

Form of Indenture (for Home Equity Line of Credit Transactions)

  4.4(5)

Form of Indenture (for Non-Home Equity Line of Credit Transactions)

  4.5(5)

Form of Mortgage Loan Sale and Assignment Agreement

  4.6(6)

Form of Pooling and Servicing Agreement

  4.7(6)

Form of Servicing Agreement (for Non-Home Equity Line of Credit Transactions)

  4.8(6)

Form of Transfer and Servicing Agreement (for Home Equity Line of Credit Transactions)

  4.9(6)

Form of Transfer and Servicing Agreement (for Non-Home Equity Line of Credit Transactions)

  4.10(6)

Form of Trust Agreement

  4.11(6)

Form of Servicing Agreement (for Home Equity Line of Credit Transactions)

  4.12(6)

Form of Custodial Agreement

  5.1(7)

Opinion of McKee Nelson LLP as to legality (including consent of such firm)

  5.2(7)

Opinion of Dechert LLP as to legality (including consent of such firm)

  5.3(7)

Opinion of Heller Ehrman LLP as to legality (including consent of such firm)

  8.1(7)

Opinion of McKee Nelson LLP as to certain tax matters (including consent of such firm included in Exhibit 5.1) (included in Exhibit 5.1)

  8.2(7)

Opinion of Dechert LLP as to certain tax matters (including consent of such firm included in Exhibit 5.2) (included in Exhibit 5.2)

  8.3(7)

Opinion of Heller Ehrman LLP as to certain tax matters (including consent of such firm included in Exhibit 5.3) (included in Exhibit 5.3)

23.1(7)

Consent of McKee Nelson LLP (included in Exhibit 5.1)

23.2(7)

Consent of Dechert LLP (included in Exhibit 5.2)

23.3(7)

Consent of Heller Ehrman LLP (included in Exhibit 5.3)

25.1(8)

Statement of Eligibility of Indenture Trustee on Form T-1

99.1(2)

Form of Primary Mortgage Insurance Policy

99.2(2)

Form of FHA Mortgage Insurance Certificate

99.3(2)

Form of VA Loan Guaranty

99.4(2)

Form of Mortgage Pool Insurance Policy

99.5(2)

Form of Standard Hazard Insurance Policy

99.6(2)

Form of Special Hazard Insurance Policy

99.7(2)

Form of Bankruptcy Bond

99.8(3)

Form of Mortgage Repurchase Bond

99.9(3)

Form of Letter of Credit

99.10(3)

Form of Interest Rate Protection Agreement

99.11(3)

Form of Interest Rate Swap Agreement

99.12(3)

Form of Certificate Guarantee Insurance Policy

99.13(3)

Form of Exchange Agreement

(1)

Incorporated herein by reference to the Registrant’s Registration Statement on Form S-3 (Reg. No. 333-47499), filed with the Commission on March 6, 1998.

(2)

Incorporated herein by reference to Amendment No. 1 to Registration Statement on Form S-11 (Reg. No. 33-13986), filed with the Commission on December 12, 1987.

(3)

Incorporated herein by reference to Form 8-K filed by Structured Asset Securities Corporation on March 15, 1989.

(4)

Incorporated herein by reference to the Registrant’s Registration Statement on Form S-3 (Reg. No. 333-35026), filed with the Commission on April 18, 2000.

(5)

Incorporated herein by reference to the Registrant’s Registration Statement on Form S-3 (Reg. No. 333-120575), filed with the Commission on November 16, 2004.

(6)

Incorporated herein by reference to the Registrant’s Registration Statement on Form S-3 (Reg. No. 333- 129480), filed with the Commission on November 4, 2005.

(7)

Previously filed.

(8)

To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the securities.

Item 17.  Undertakings

A.  Undertaking in respect of Rule 415 offering.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the Registration Statement; and

provided, further, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (17 CFR 229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B.  Undertaking in respect of filings incorporating subsequent Exchange Act documents by reference.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Undertaking in respect of indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

D.  Undertakings for registration statement permitted by Rule 430A.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

(2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E.  Undertaking regarding the qualification of trust indentures under the Trust Indenture Act for delayed offerings.

The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

F.  Undertaking in respect of filings incorporating by reference subsequent Exchange Act documents by third parties.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

G.  Undertaking in respect of filings that provide certain information through an Internet web site.

The undersigned Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement.  In addition, the undersigned Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York on the 23rd day of February, 2007.

STRUCTURED ASSET SECURITIES CORPORATION

By:   /s/ Lana Franks *

Lana Franks

Chairman

* By:

  /s/ Richard McKinney

Richard McKinney

Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Lana Franks ** Lana Franks	Chairman, President (Principal Executive Officer) and Director	February 23, 2007
/s/ Richard McKinney Richard McKinney	Director	February 23, 2007
/s/ James J. Sullivan ** James J. Sullivan	Director	February 23, 2007
/s/ Edward Grieb ** Edward Grieb	Chief Financial Officer	February 23, 2007
/s/ Kristine Smith ** Kristine Smith	Controller and Principal Accounting Officer	February 23, 2007

** By:

  /s/ Richard McKinney

Richard McKinney

Attorney-in-Fact